American Funds Short-Term Tax-Exempt Bond Fund®
Limited Term Tax-Exempt Bond Fund of America®
The Tax-Exempt Bond Fund of America®
American High-Income Municipal Bond Fund®
The Tax-Exempt Fund of California®
American Funds Tax-Exempt Fund of New York®

Prospectus

October 1, 2021

Class	A	C	T	F-1	F-2	F-3
American Funds Short-Term Tax-Exempt Bond Fund	ASTEX	N/A	TAFSX	FSTTX	ASTFX	SFTEX
Limited Term Tax-Exempt Bond Fund of America	LTEBX	LTXCX	TLTTX	LTXFX	LTEFX	FLTEX
The Tax-Exempt Bond Fund of America	AFTEX	TEBCX	TLLLX	AFTFX	TEAFX	TFEBX
American High-Income Municipal Bond Fund	AMHIX	AHICX	TAHHX	ABHFX	AHMFX	HIMFX
The Tax-Exempt Fund of California	TAFTX	TECCX	TTCAX	TECFX	TEFEX	EXCAX
American Funds Tax-Exempt Fund of New York	NYAAX	NYACX	TATEX	NYAEX	NYAFX	TFNYX

Summaries:

American Funds Short-Term Tax-Exempt Bond Fund 1

Limited Term Tax-Exempt Bond Fund of America 5

The Tax-Exempt Bond Fund of America 10

American High-Income Municipal Bond Fund 15

The Tax-Exempt Fund of California 20

American Funds Tax-Exempt Fund of New York 25

Investment objectives, strategies and risks 30

Management and organization 35

Shareholder information 38

Purchase, exchange and sale of shares 39

How to sell shares 41

Distributions and taxes 43

Choosing a share class 44

Sales charges 45

Sales charge reductions and waivers 47

Rollovers from retirement plans to IRAs 50

Plans of distribution 52

Other compensation to dealers 53

Fund expenses 54

Financial highlights 55

Appendices 61

The U.S. Securities and Exchange Commission has not approved or disapproved of these securities. Further, it has not determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

American Funds Short-Term Tax-Exempt Bond Fund®
Limited Term Tax-Exempt Bond Fund of America®

Prospectus Supplement

July 1, 2022

(for prospectus dated October 1, 2021, as supplemented to date)

1. The table under the heading “Portfolio managers” in the “Management” section of the American Funds Short-Term Tax-Exempt Bond Fund prospectus is amended in its entirety to read as follows:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Mark Marinella President	3 years	Partner – Capital Fixed Income Investors
Vikas Malhotra Vice President	1 year	Vice President – Capital Fixed Income Investors

2. The table under the heading “Portfolio managers” in the “Management” section of the Limited Term Tax-Exempt Bond Fund of America prospectus is amended in its entirety to read as follows:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Mark Marinella President	3 years	Partner – Capital Fixed Income Investors
Vikas Malhotra Vice President	1 year	Vice President – Capital Fixed Income Investors

3. The information under the heading “The Capital SystemSM” in the “Management and organization” section of the prospectus is amended in its entirety to read as follows:

Portfolio manager	Investment experience	Experience in this fund	Role in management of the fund
Vikas Malhotra	Investment professional for 11 years in total; 6 years with Capital Research and Management Company or affiliate
American Funds Short-Term Tax-Exempt Bond Fund		1 year	Serves as a fixed income portfolio manager
Limited Term Tax-Exempt Bond Fund of America		1 year (plus 1 year of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
Mark Marinella	Investment professional for 36 years in total; 8 years with Capital Research and Management Company or affiliate
American Funds Short-Term Tax-Exempt Bond Fund		3 years	Serves as a fixed income portfolio manager
Limited Term Tax-Exempt Bond Fund of America		3 years	Serves as a fixed income portfolio manager
The Tax-Exempt Fund of California		3 years	Serves as a fixed income portfolio manager
Chad M. Rach	Investment professional for 28 years in total; 17 years with Capital Research and Management Company or affiliate
The Tax-Exempt Bond Fund of America		5 years (plus 12 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager

American High-Income Municipal Bond Fund		10 years (plus 6 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
Jerome Solomon	Investment professional for 29 years in total; 13 years with Capital Research and Management Company or affiliate
American High-Income Municipal Bond Fund		4 years (plus 8 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
American Funds Tax-Exempt Fund of New York		9 years	Serves as a fixed income portfolio manager
Courtney K. Wolf	Investment professional for 16 years, all with Capital Research and Management Company or affiliate
The Tax-Exempt Bond Fund of America		3 years (plus 8 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
American High-Income Municipal Bond Fund		Less than 1 year (plus 9 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
Karl J. Zeile	Investment professional for 30 years in total; 22 years with Capital Research and Management Company or affiliate
The Tax-Exempt Bond Fund of America		18 years (plus 4 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
The Tax-Exempt Fund of California		18 years	Serves as a fixed income portfolio manager
American Funds Tax-Exempt Fund of New York		11 years	Serves as a fixed income portfolio manager

Keep this supplement with your prospectus.

Lit. No. MFGEBS-522-0722P Printed in USA CGD/TM/10039-S92173

American Funds Short-Term Tax-Exempt Bond Fund®
Limited Term Tax-Exempt Bond Fund of America®
American High-Income Municipal Bond Fund®
The Tax-Exempt Fund of California®
American Funds Tax-Exempt Fund of New York®

Prospectus Supplement

May 1, 2022

(for prospectus dated October 1, 2021, as supplemented to date)

1. The “Annual fund operating expenses” and “Example” tables in the “Fees and expenses of the fund” summary section of the prospectus for each of the funds listed above, except American Funds Short-Term Tax-Exempt Bond Fund, are amended to read as follows. Except as indicated below, footnotes in the prospectus remain unchanged.

Limited Term Tax-Exempt Bond Fund of America

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	C	T	F-1	F-2	F-3
Management fees[1]	0.18%	0.18%	0.18%	0.18%	0.18%	0.18%
Distribution and/or service (12b-1) fees	0.30	1.00	0.25	0.25	none	none
Other expenses	0.08	0.08	0.08	0.16	0.14	0.04
Total annual fund operating expenses	0.56	1.26	0.51	0.59	0.32	0.22
[1]	Restated to reflect current fees.

Share class:	A	C	T	F-1	F-2	F-3	For the share class listed to the right, you would pay the following if you did not redeem your shares:	Share class:	C
1 year	$306	$228	$301	$60	$33	$23		1 year	$128
3 years	425	400	409	189	103	71		3 years	400
5 years	555	692	528	329	180	124		5 years	692
10 years	934	1,329	874	738	406	280		10 years	1,329

American High-Income Municipal Bond Fund

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	C	T	F-1	F-2	F-3
Management fees[1]	0.24%	0.24%	0.24%	0.24%	0.24%	0.24%
Distribution and/or service (12b-1) fees	0.30	1.00	0.25	0.25	none	none
Other expenses	0.10	0.10	0.10	0.17	0.16	0.06
Total annual fund operating expenses	0.64	1.34	0.59	0.66	0.40	0.30
[1]	Restated to reflect current fees.

Share class:	A	C	T	F-1	F-2	F-3	For the share class listed to the right, you would pay the following if you did not redeem your shares:	Share class:	C
1 year	$438	$236	$309	$67	$41	$31		1 year	$136
3 years	572	425	434	211	128	97		3 years	425
5 years	718	734	571	368	224	169		5 years	734
10 years	1,143	1,420	969	822	505	381		10 years	1,420

The Tax-Exempt Fund of California

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	C	T	F-1	F-2	F-3
Management fees[1]	0.23%	0.23%	0.23%	0.23%	0.23%	0.23%
Distribution and/or service (12b-1) fees	0.25	1.00	0.25	0.25	none	none
Other expenses	0.06	0.06	0.08	0.16	0.14	0.04
Total annual fund operating expenses	0.54	1.29	0.56	0.64	0.37	0.27
[1]	Restated to reflect current fees.

Share class:	A	C	T	F-1	F-2	F-3	For the share class listed to the right, you would pay the following if you did not redeem your shares:	Share class:	C
1 year	$428	$231	$306	$65	$38	$28		1 year	$131
3 years	542	409	425	205	119	87		3 years	409
5 years	665	708	555	357	208	152		5 years	708
10 years	1,027	1,349	934	798	468	343		10 years	1,349

American Funds Tax-Exempt Fund of New York

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	C	T	F-1	F-2	F-3
Management fees[3]	0.24%	0.24%	0.24%	0.24%	0.24%	0.24%
Distribution and/or service (12b-1) fees	0.25	1.00	0.25	0.25	none	none
Other expenses	0.13	0.13	0.14	0.19	0.21	0.11
Total annual fund operating expenses	0.62	1.37	0.63	0.68	0.45	0.35
Expense reimbursement[2]	0.05	0.05	0.05	0.05	0.05	0.05
Total annual fund operating expenses after expense reimbursement	0.57	1.32	0.58	0.63	0.40	0.30
[2]	The investment adviser is currently reimbursing a portion of the other expenses. This reimbursement will be in effect through at least May 1, 2023. The adviser may elect at its discretion to extend, modify or terminate the reimbursement at that time.
[3]	Restated to reflect current fees.

Share class:	A	C	T	F-1	F-2	F-3	For the share class listed to the right, you would pay the following if you did not redeem your shares:	Share class:	C
1 year	$431	234	$308	$64	$41	$31		1 year	$134
3 years	561	429	442	213	139	107		3 years	429
5 years	703	745	588	374	247	191		5 years	745
10 years	1,116	1,436	1,012	842	562	438		10 years	1,436

2. The “Annual fund operating expenses” table and the information under the heading “Example” in the “Fees and expenses of the fund” summary section of the prospectus for American Funds Short-Term Tax-Exempt Bond Fund is amended to read as follows. Except as indicated below, footnotes in the prospectus remain unchanged.

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	T	F-1	F-2	F-3
Management fees[1]	0.20%	0.20%	0.20%	0.20%	0.20%
Distribution and/or service (12b-1) fees	0.15	0.25	0.25	none	none
Other expenses	0.09	0.09	0.17	0.12	0.05
Total annual fund operating expenses	0.44	0.54	0.62	0.32	0.25
Expense reimbursement[2]	0.01	0.01	0.01	0.01	0.01
Total annual fund operating expenses after expense reimbursement	0.43	0.53	0.61	0.31	0.24
[1]	Restated to reflect current fees.
[2]	The investment adviser is currently reimbursing a portion of the other expenses. This reimbursement will be in effect through at least May 1, 2023. The adviser may elect at its discretion to extend, modify or terminate the reimbursement at that time.

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. The example reflects the expense reimbursement described above through the expiration date of such reimbursement and total annual fund operating expenses thereafter. You may be required to pay brokerage commissions on your purchases and sales of Class F-2 or F-3 shares of the fund, which are not reflected in the example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share class:	A	T	F-1	F-2	F-3
1 year	$293	$303	$62	$32	$25
3 years	387	418	198	102	79
5 years	489	543	345	179	140
10 years	790	909	773	405	317

Keep this supplement with your prospectus.

Lit. No. MFGEBS-516 -0522P Printed in USA CGD/TM/10039-S88305

American Funds Short-Term Tax-Exempt Bond Fund®

Limited Term Tax-Exempt Bond Fund of America®

The Tax-Exempt Bond Fund of America®

American High-Income Municipal Bond Fund®

The Tax-Exempt Fund of California®

American Funds Tax-Exempt Fund of New York®

Prospectus Supplement

March 1, 2022

(for prospectus dated October 1, 2021, as supplemented to date)

1. The following is added to the “Investment objectives, strategies and risks” section of the prospectus:

The investment adviser may consider environmental, social and governance (“ESG”) factors that, depending on the facts and circumstances, are material to the value of an issuer or instrument. ESG factors may include, but are not limited to, environmental-related events resulting from climate change or society’s response to environmental change, social conditions (e.g., labor relations, investment in human capital, accident prevention, changing customer behavior) or governance issues (e.g., board composition, significant breaches of international agreements, unsound business practices).

2. The information under “Northwestern Mutual Investment Services, LLC” in the “Appendix – Sales charge waivers” section of the prospectus is amended to read as follows:

Northwestern Mutual Investment Services, LLC

Rights of accumulation on SIMPLE IRAs held at Northwestern Mutual Investment Services, LLC

Effective March 31, 2022, for SIMPLE IRA plans where the plan is held on the Simple IRA platform at Northwestern Mutual Investment Services, LLC (NMIS) through its clearing firm, Pershing LLC, each linked participant account will be aggregated at either the plan level or the individual level for rights of accumulation (ROA), depending on which aggregation method results in a greater breakpoint discount on front-end sales charges for the participant.

Class A and C share purchases in owner-only 401(k) plans held at Northwestern Mutual Investment Services, LLC

For 401(k) plans held at NMIS through its clearing firm, Pershing LLC, that cover only owners and their spouses and are not subject to ERISA, participants may purchase Class A shares with the applicable front-end sales charge or Class C shares with the applicable contingent deferred sales charge, in accordance with NMIS’s share class policies applicable to such plans.

3. The information under “Robert W. Baird & Co. Incorporated (Baird)” in the “Appendix – Sales charge waivers” section of the prospectus is amended to read as follows:

Robert W. Baird & Co. Incorporated (Baird)

Shareholders purchasing fund shares through a Baird platform or account will only be eligible for the following sales charge waivers (front-end sales charge waivers and CDSC waivers) and discounts, which may differ from those disclosed elsewhere in this prospectus or the SAI.

Front-end sales charge waivers on Class A shares available at Baird

•	Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund
•	Shares purchased by employees and registered representatives of Baird or its affiliate and their family members as designated by Baird
•	Shares purchased from the proceeds of redemptions from another fund, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same accounts, and (3) redeemed shares were subject to a front-end or deferred sales charge (known as rights of reinstatement)
•	A shareholder in the fund’s Class C shares will have their shares converted at net asset value to Class A shares of the fund if the shares are no longer subject to CDSC and the conversion is in line with the policies and procedures of Baird
•	Charitable accounts in a transactional brokerage account at Baird

CDSC waivers on Class A and C shares available at Baird

•	Shares sold due to death or disability of the shareholder
•	Shares sold as part of a systematic withdrawal plan as described in the fund’s prospectus
•	Shares bought due to returns of excess contributions from an IRA Account

•	Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching the qualified age based on applicable IRS regulations as described in the fund’s prospectus
•	Shares sold to pay Baird fees but only if the transaction is initiated by Baird
•	Shares acquired through a right of reinstatement

Front-end sales charge discounts available at Baird: breakpoints and/or rights of accumulation

•	Breakpoints as described in this prospectus
•	Rights of accumulation which entitles shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Baird. Eligible fund family assets not held at Baird may be included in the rights of accumulation calculation only if the shareholder notifies his or her financial advisor about such assets
•	Letters of intent (LOI) allow for breakpoint discounts based on anticipated purchases of fund family assets through Baird, over a 13-month period of time

Keep this supplement with your prospectus.

Lit. No. MFGEBS-504-0322P CGD/AFD/10039-S88046

American Funds Short-Term Tax-Exempt Bond Fund®

Limited Term Tax-Exempt Bond Fund of America®

The Tax-Exempt Bond Fund of America®

American High-Income Municipal Bond Fund®

The Tax-Exempt Fund of California®

American Funds Tax-Exempt Fund of New York®

Prospectus Supplement

November 12, 2021

(for prospectus dated October 1, 2021)

1. The following bulleted item is added to the information for “D.A. Davidson & Co.” under “Front-end sales charge waivers on Class A shares available at D.A. Davidson (effective January 1, 2020)” in the “Appendix – Sales charge waivers” section of the prospectus:

•	D.A. Davidson has the authority to allow the purchase of Class A shares at net asset value for i) rollovers to IRAs from investments held in American Funds Recordkeeper Direct and PlanPremier retirement plan recordkeeping programs ii) rollovers to IRAs from 403(b) plans with Capital Bank and Trust Company as custodian or iii) IRA purchases so long as the proceeds are from the sale of shares from an American Funds Recordkeeper Direct retirement plan, PlanPremier retirement plan or 403(b) plan with Capital Bank and Trust Company as custodian and are used to make a purchase within 60 days of the redemption, if the shares held are ineligible to be rolled over to an IRA.

2. The following is added to the “Appendix – Sales charge waivers” section of the prospectus:

Northwestern Mutual Investment Services, LLC

Class A and C share purchases in owner-only 401(k) plans held at Northwestern Mutual Investment Services, LLC

Effective November 5, 2021, For 401(k) plans held at NMIS through its clearing firm, Pershing LLC, that cover only owners and their spouses and are not subject to ERISA, participants may purchase Class A shares with the applicable front-end sales charge or Class C shares with the applicable contingent deferred sales charge, in accordance with NMIS’s share class policies applicable to such plans.

Keep this supplement with your prospectus.

Lit. No. MFGEBS-495-1121P Printed in USA CGD/AFD/10039-S87528

American Funds Short-Term Tax-Exempt Bond Fund

Investment objective The fund’s investment objective is to provide you with current income exempt from regular federal income tax, consistent with the maturity and quality standards described in this prospectus, and to preserve capital.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees, such as brokerage commissions and other fees to financial intermediaries, which are not reflected in the tables and examples below. For example, in addition to the fees and expenses described below, you may also be required to pay brokerage commissions on purchases and sales of Class F-2 or F-3 shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $500,000 in American Funds. More information about these and other discounts is available from your financial professional, in the “Sales charge reductions and waivers” sections on page 47 of the prospectus and on page 89 of the fund’s statement of additional information, and in the sales charge waiver appendix to this prospectus.

Shareholder fees (fees paid directly from your investment)
Share class:	A	T	All F share classes
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	2.50%	2.50%	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	0.75*	none	none
Maximum sales charge (load) imposed on reinvested dividends	none	none	none
Redemption or exchange fees	none	none	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	T	F-1	F-2	F-3
Management fees	0.33%	0.33%	0.33%	0.33%	0.33%
Distribution and/or service (12b-1) fees	0.15	0.25	0.25	none	none
Other expenses	0.09	0.09	0.17	0.12	0.05
Total annual fund operating expenses	0.57	0.67	0.75	0.45	0.38

* A contingent deferred sales charge of 0.75% applies on certain redemptions made within 18 months following purchases of $500,000 or more made without an initial sales charge. Contingent deferred sales charge is calculated based on the lesser of the offering price and market value of shares being sold.

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. You may be required to pay brokerage commissions on your purchases and sales of Class F-2 or F-3 shares of the fund, which are not reflected in the example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share class:	A	T	F-1	F-2	F-3
1 year	$307	$317	$77	$46	$39
3 years	428	459	240	144	122
5 years	560	614	417	252	213
10 years	946	1,064	930	567	480

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 49% of the average value of its portfolio.

1     Tax-exempt income funds / Prospectus

Principal investment strategies Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal income tax and that do not subject you to federal alternative minimum tax. The fund may also invest up to 20% of its assets in securities that may subject you to federal alternative minimum tax. The fund invests primarily in debt securities rated AA- or better or Aa3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in debt securities rated A- or better or A3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund’s aggregate portfolio will have a dollar-weighted average effective maturity no greater than three years.

The investment adviser uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio of the fund is divided into segments managed by individual managers.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good, long-term investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

Principal risks This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in municipal securities — Municipal securities are debt obligations that are exempt from federal, state and/or local income taxes. The yield and/or value of the fund’s investments in municipal securities may be adversely affected by events tied to the municipal securities markets, which can be very volatile and significantly impacted by unfavorable legislative or political developments and negative changes in the financial conditions of municipal securities issuers and the economy. To the extent the fund invests in obligations of a municipal issuer, the volatility, credit quality and performance of the fund may be adversely impacted by local political and economic conditions of the issuer. For example, a credit rating downgrade, bond default or bankruptcy involving an issuer within a particular state or territory could affect the market values and marketability of many or all municipal obligations of that state or territory. Income from municipal securities held by the fund could also be declared taxable because of changes in tax laws or interpretations by taxing authorities or as a result of noncompliant conduct of a municipal issuer. Additionally, the relative amount of publicly available information about municipal securities is generally less than that for corporate securities.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Lower quality debt securities generally have higher rates of interest and may be subject to greater price fluctuations than higher quality debt securities. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and

Tax-exempt income funds / Prospectus     2

reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Lipper Short Municipal Debt Funds Average includes the fund and other funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by visiting capitalgroup.com.

*We have elected to show Class F-2 shares because the share class has 10 years of history and has experienced substantial growth in net assets.

Average annual total returns For the periods ended December 31, 2020:
Share class	Inception date	1 year	5 years	10 years
F-2 − Before taxes	8/12/2009	3.04%	1.76%	1.50%
− After taxes on distributions		2.93	1.74	1.49
− After taxes on distributions and sale of fund shares		2.29	1.65	1.44

Share classes (before taxes)	Inception date	1 year	5 years	10 years	Lifetime
A (with maximum sales charge)	8/7/2009	0.35%	1.18%	1.19%	1.29%
F-1	8/27/2009	2.72	1.47	1.23	1.31
F-3	1/27/2017	3.10	N/A	N/A	2.23

Indexes	1 year	5 years	10 years
Bloomberg Municipal Short 1-5 Years Index (reflects no deductions for sales charges, account fees, expenses or U.S. federal income taxes)	2.83%	1.98%	1.87%
Lipper Short Municipal Debt Funds Average (reflects no deductions for sales charges, account fees or U.S. federal income taxes)	1.81	1.43	1.30
Class F-2 annualized 30-day yield at July 31, 2021: 0.03% (For current yield information, please call American Funds Service Company at (800) 421-4225 or visit capitalgroup.com.)

After-tax returns are shown only for Class F-2 shares; after-tax returns for other share classes will vary. After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above.

3     Tax-exempt income funds / Prospectus

Management

Investment adviser Capital Research and Management CompanySM
Portfolio managers The individuals primarily responsible for the portfolio management of the fund are:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Aaron Applebaum President	5 years	Partner – Capital Fixed Income Investors
Mark Marinella Senior Vice President	3 years	Partner – Capital Fixed Income Investors

Purchase and sale of fund shares The minimum amount to establish an account for all share classes is $250 and the minimum to add to an account is $50. For accounts with Class F-3 shares held and serviced by the fund’s transfer agent, the minimum investment amount is $1 million.

If you are a retail investor, you may sell (redeem) shares on any business day through your dealer or financial professional or by writing to American Funds Service Company® at P.O. Box 6007, Indianapolis, Indiana 46206-6007; telephoning American Funds Service Company at (800) 421-4225; faxing American Funds Service Company at (888) 421-4351; or accessing our website at capitalgroup.com.

Tax information Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, the fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. To the extent the fund is permitted to invest in bonds subject to federal alternative minimum tax, interest on certain bonds may be subject to federal alternative minimum tax. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains for federal income tax purposes.

Payments to broker-dealers and other financial intermediaries If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and the fund’s distributor or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your individual financial professional to recommend the fund over another investment. Ask your individual financial professional or visit your financial intermediary’s website for more information.

Tax-exempt income funds / Prospectus     4

Limited Term Tax-Exempt Bond Fund of America

Investment objective The fund’s investment objective is to provide you with current income exempt from regular federal income tax, consistent with the maturity and quality standards described in this prospectus, and to preserve capital.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees, such as brokerage commissions and other fees to financial intermediaries, which are not reflected in the tables and examples below. For example, in addition to the fees and expenses described below, you may also be required to pay brokerage commissions on purchases and sales of Class F-2 or F-3 shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $500,000 in American Funds. More information about these and other discounts is available from your financial professional, in the “Sales charge reductions and waivers” sections on page 47 of the prospectus and on page 89 of the fund’s statement of additional information, and in the sales charge waiver appendix to this prospectus.

Shareholder fees (fees paid directly from your investment)
Share class:	A	C	T	All F share classes
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	2.50%	none	2.50%	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	0.75*	1.00%	none	none
Maximum sales charge (load) imposed on reinvested dividends	none	none	none	none
Redemption or exchange fees	none	none	none	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	C	T	F-1	F-2	F-3
Management fees	0.20%	0.20%	0.20%	0.20%	0.20%	0.20%
Distribution and/or service (12b-1) fees	0.30	1.00	0.25	0.25	none	none
Other expenses	0.08	0.08	0.08	0.16	0.14	0.04
Total annual fund operating expenses	0.58	1.28	0.53	0.61	0.34	0.24

* A contingent deferred sales charge of 0.75% applies on certain redemptions made within 18 months following purchases of $500,000 or more made without an initial sales charge. Contingent deferred sales charge is calculated based on the lesser of the offering price and market value of shares being sold.

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. You may be required to pay brokerage commissions on your purchases and sales of Class F-2 or F-3 shares of the fund, which are not reflected in the example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share class:	A	C	T	F-1	F-2	F-3	For the share class listed	Share class:	C
1 year	$308	$230	$303	$62	$35	$25	to the right, you would pay	1 year	$130
3 years	431	406	416	195	109	77	the following if you did not	3 years	406
5 years	566	702	539	340	191	135	redeem your shares:	5 years	702
10 years	958	1,352	898	762	431	306		10 years	1,352

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 43% of the average value of its portfolio.

Principal investment strategies Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal income tax and that do not subject you to federal alternative minimum tax. The fund may also invest up to 20% of its assets in securities that may subject you to federal alternative minimum tax.

The fund invests primarily in debt securities rated A- or better or A3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in debt securities rated BBB and Baa by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The dollar-weighted average effective maturity of the fund’s portfolio is between three and 10 years.

The investment adviser uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio of the fund is divided into segments managed by individual managers.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good, long-term investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

5     Tax-exempt income funds / Prospectus

Principal risks This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in municipal securities — Municipal securities are debt obligations that are exempt from federal, state and/or local income taxes. The yield and/or value of the fund’s investments in municipal securities may be adversely affected by events tied to the municipal securities markets, which can be very volatile and significantly impacted by unfavorable legislative or political developments and negative changes in the financial conditions of municipal securities issuers and the economy. To the extent the fund invests in obligations of a municipal issuer, the volatility, credit quality and performance of the fund may be adversely impacted by local political and economic conditions of the issuer. For example, a credit rating downgrade, bond default or bankruptcy involving an issuer within a particular state or territory could affect the market values and marketability of many or all municipal obligations of that state or territory. Income from municipal securities held by the fund could also be declared taxable because of changes in tax laws or interpretations by taxing authorities or as a result of noncompliant conduct of a municipal issuer. Additionally, the relative amount of publicly available information about municipal securities is generally less than that for corporate securities.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Lower quality debt securities generally have higher rates of interest and may be subject to greater price fluctuations than higher quality debt securities. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Tax-exempt income funds / Prospectus     6

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

7     Tax-exempt income funds / Prospectus

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Lipper Short-Intermediate Municipal Debt Funds Average includes the fund and other funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by visiting capitalgroup.com.

*We have elected to show Class F-2 shares because the share class has 10 years of history and has experienced substantial growth in net assets.

Average annual total returns For the periods ended December 31, 2020:
Share class	Inception date	1 year	5 years	10 years	Lifetime
F-2 − Before taxes	8/18/2008	4.26%	2.64%	2.99%	3.25%
− After taxes on distributions		4.06	2.58	2.96	N/A
− After taxes on distributions and sale of fund shares		3.23	2.49	2.86	N/A

Share classes (before taxes)	Inception date	1 year	5 years	10 years	Lifetime
A (with maximum sales charge)	10/6/1993	1.38%	1.92%	2.53%	3.72%
C	3/15/2001	2.28	1.69	2.18	2.97
F-1	3/15/2001	3.98	2.37	2.72	3.23
F-3	1/27/2017	4.35	N/A	N/A	3.39

Indexes	1 year	5 years	10 years	Lifetime (from Class F-2 inception)
Bloomberg Municipal Short-Intermediate 1-10 Years Index (reflects no deductions for sales charges, account fees, expenses or U.S. federal income taxes)	3.97%	2.74%	2.95%	3.26%
Lipper Short-Intermediate Municipal Debt Funds Average (reflects no deductions for sales charges, account fees or U.S. federal income taxes)	3.46	2.15	2.32	2.53
Class F-2 annualized 30-day yield at July 31, 2021: 0.28% (For current yield information, please call American Funds Service Company at (800) 421-4225 or visit capitalgroup.com.)

After-tax returns are shown only for Class F-2 shares; after-tax returns for other share classes will vary. After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above.

Tax-exempt income funds / Prospectus     8

Management

Investment adviser Capital Research and Management CompanySM
Portfolio managers The individuals primarily responsible for the portfolio management of the fund are:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Mark Marinella President	3 years	Partner – Capital Fixed Income Investors
Aaron Applebaum Senior Vice President	7 years	Partner – Capital Fixed Income Investors

Purchase and sale of fund shares The minimum amount to establish an account for all share classes is $250 and the minimum to add to an account is $50. For accounts with Class F-3 shares held and serviced by the fund’s transfer agent, the minimum investment amount is $1 million.

If you are a retail investor, you may sell (redeem) shares on any business day through your dealer or financial professional or by writing to American Funds Service Company® at P.O. Box 6007, Indianapolis, Indiana 46206-6007; telephoning American Funds Service Company at (800) 421-4225; faxing American Funds Service Company at (888) 421-4351; or accessing our website at capitalgroup.com.

Tax information Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, the fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. To the extent the fund is permitted to invest in bonds subject to federal alternative minimum tax, interest on certain bonds may be subject to federal alternative minimum tax. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains for federal income tax purposes.

Payments to broker-dealers and other financial intermediaries If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and the fund’s distributor or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your individual financial professional to recommend the fund over another investment. Ask your individual financial professional or visit your financial intermediary’s website for more information.

9     Tax-exempt income funds / Prospectus

The Tax-Exempt Bond Fund of America

Investment objective The fund’s investment objective is to provide you with a high level of current income exempt from federal income tax, consistent with the preservation of capital.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees, such as brokerage commissions and other fees to financial intermediaries, which are not reflected in the tables and examples below. For example, in addition to the fees and expenses described below, you may also be required to pay brokerage commissions on purchases and sales of Class F-2 or F-3 shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $100,000 in American Funds. More information about these and other discounts is available from your financial professional, in the “Sales charge reductions and waivers” sections on page 47 of the prospectus and on page 89 of the fund’s statement of additional information, and in the sales charge waiver appendix to this prospectus.

Shareholder fees (fees paid directly from your investment)
Share class:	A	C	T	All F share classes
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	3.75%	none	2.50%	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	0.75*	1.00%	none	none
Maximum sales charge (load) imposed on reinvested dividends	none	none	none	none
Redemption or exchange fees	none	none	none	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	C	T	F-1	F-2	F-3
Management fees	0.18%	0.18%	0.18%	0.18%	0.18%	0.18%
Distribution and/or service (12b-1) fees	0.25	1.00	0.25	0.25	none	none
Other expenses	0.07	0.07	0.08	0.16	0.15	0.04
Total annual fund operating expenses	0.50	1.25	0.51	0.59	0.33	0.22

* A contingent deferred sales charge of 0.75% applies on certain redemptions made within 18 months following purchases of $500,000 or more made without an initial sales charge. Contingent deferred sales charge is calculated based on the lesser of the offering price and market value of shares being sold.

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. You may be required to pay brokerage commissions on your purchases and sales of Class F-2 or F-3 shares of the fund, which are not reflected in the example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share class:	A	C	T	F-1	F-2	F-3	For the share class listed to the right, you would pay the following if you did not redeem your shares:	Share class:	C
1 year	$424	$227	$301	$60	$34	$23		1 year	$127
3 years	529	397	409	189	106	71		3 years	397
5 years	644	686	528	329	185	124		5 years	686
10 years	980	1,303	874	738	418	280		10 years	1,303

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 21% of the average value of its portfolio.

Principal investment strategies Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal income tax. The fund will not invest in securities that subject you to federal alternative minimum tax. The fund invests at least 65% in debt securities rated A- or better or A3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in debt securities rated BBB+ or below and Baa1 or below (including those rated BB+ or below and Ba1 or below) by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. Securities rated BB+ or below and Ba1 or below are sometimes referred to as “junk bonds.”

The investment adviser uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio of the fund is divided into segments managed by individual managers.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good, long-term investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

Tax-exempt income funds / Prospectus     10

Principal risks This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in municipal securities — Municipal securities are debt obligations that are exempt from federal, state and/or local income taxes. The yield and/or value of the fund’s investments in municipal securities may be adversely affected by events tied to the municipal securities markets, which can be very volatile and significantly impacted by unfavorable legislative or political developments and negative changes in the financial conditions of municipal securities issuers and the economy. To the extent the fund invests in obligations of a municipal issuer, the volatility, credit quality and performance of the fund may be adversely impacted by local political and economic conditions of the issuer. For example, a credit rating downgrade, bond default or bankruptcy involving an issuer within a particular state or territory could affect the market values and marketability of many or all municipal obligations of that state or territory. Income from municipal securities held by the fund could also be declared taxable because of changes in tax laws or interpretations by taxing authorities or as a result of noncompliant conduct of a municipal issuer. Additionally, the relative amount of publicly available information about municipal securities is generally less than that for corporate securities.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Lower quality debt securities generally have higher rates of interest and may be subject to greater price fluctuations than higher quality debt securities. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

11     Tax-exempt income funds / Prospectus

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty. These risks may be increased with respect to investments in junk bonds.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

Tax-exempt income funds / Prospectus     12

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Lipper General & Insured Municipal Debt Funds Average includes the fund and other funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by visiting capitalgroup.com.

*We have elected to show Class F-2 shares because the share class has 10 years of history and has experienced substantial growth in net assets.

Average annual total returns For the periods ended December 31, 2020:
Share class	Inception date	1 year	5 years	10 years	Lifetime
F-2 − Before taxes	8/1/2008	4.91%	3.83%	4.84%	4.66%
− After taxes on distributions		4.87	3.82	4.84	N/A
− After taxes on distributions and sale of fund shares		3.96	3.63	4.56	N/A

Share classes (before taxes)	Inception date	1 year	5 years	10 years	Lifetime
A (with maximum sales charge)	10/3/1979	0.79%	2.89%	4.30%	6.20%
C	3/15/2001	2.95	2.88	4.04	4.04
F-1	3/15/2001	4.64	3.56	4.57	4.27
F-3	1/27/2017	5.02	N/A	N/A	4.80

Indexes	1 year	5 years	10 years	Lifetime (from Class F-2 inception)
Bloomberg Municipal Bond Index (reflects no deductions for sales charges, account fees, expenses or U.S. federal income taxes)	5.21%	3.91%	4.63%	4.68%
Lipper General & Insured Municipal Debt Funds Average (reflects no deductions for sales charges, account fees or U.S. federal income taxes)	4.83	3.72	4.62	4.38
Class F-2 annualized 30-day yield at July 31, 2021: 0.76% (For current yield information, please call American Funds Service Company at (800) 421-4225 or visit capitalgroup.com.)

After-tax returns are shown only for Class F-2 shares; after-tax returns for other share classes will vary. After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above.

Management

Investment adviser Capital Research and Management CompanySM
Portfolio managers The individuals primarily responsible for the portfolio management of the fund are:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Karl J. Zeile President and Trustee	18 years	Partner – Capital Fixed Income Investors
Chad M. Rach Senior Vice President	5 years	Partner – Capital Fixed Income Investors
Courtney K. Wolf Senior Vice President	3 years	Partner – Capital Fixed Income Investors

13     Tax-exempt income funds / Prospectus

Purchase and sale of fund shares The minimum amount to establish an account for all share classes is $250 and the minimum to add to an account is $50. For accounts with Class F-3 shares held and serviced by the fund’s transfer agent, the minimum investment amount is $1 million.

If you are a retail investor, you may sell (redeem) shares on any business day through your dealer or financial professional or by writing to American Funds Service Company® at P.O. Box 6007, Indianapolis, Indiana 46206-6007; telephoning American Funds Service Company at (800) 421-4225; faxing American Funds Service Company at (888) 421-4351; or accessing our website at capitalgroup.com.

Tax information Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, the fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. To the extent the fund is permitted to invest in bonds subject to federal alternative minimum tax, interest on certain bonds may be subject to federal alternative minimum tax. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains for federal income tax purposes.

Payments to broker-dealers and other financial intermediaries If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and the fund’s distributor or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your individual financial professional to recommend the fund over another investment. Ask your individual financial professional or visit your financial intermediary’s website for more information.

Tax-exempt income funds / Prospectus     14

American High-Income Municipal Bond Fund

Investment objective The fund’s investment objective is to provide you with a high level of current income exempt from regular federal income tax.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees, such as brokerage commissions and other fees to financial intermediaries, which are not reflected in the tables and examples below. For example, in addition to the fees and expenses described below, you may also be required to pay brokerage commissions on purchases and sales of Class F-2 or F-3 shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $100,000 in American Funds. More information about these and other discounts is available from your financial professional, in the “Sales charge reductions and waivers” sections on page 47 of the prospectus and on page 89 of the fund’s statement of additional information, and in the sales charge waiver appendix to this prospectus.

Shareholder fees (fees paid directly from your investment)
Share class:	A	C	T	All F share classes
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	3.75%	none	2.50%	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	0.75*	1.00%	none	none
Maximum sales charge (load) imposed on reinvested dividends	none	none	none	none
Redemption or exchange fees	none	none	none	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	C	T	F-1	F-2	F-3
Management fees	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
Distribution and/or service (12b-1) fees	0.30	1.00	0.25	0.25	none	none
Other expenses	0.10	0.10	0.10	0.17	0.16	0.06
Total annual fund operating expenses	0.65	1.35	0.60	0.67	0.41	0.31

* A contingent deferred sales charge of 0.75% applies on certain redemptions made within 18 months following purchases of $500,000 or more made without an initial sales charge. Contingent deferred sales charge is calculated based on the lesser of the offering price and market value of shares being sold.

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. You may be required to pay brokerage commissions on your purchases and sales of Class F-2 or F-3 shares of the fund, which are not reflected in the example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share class:	A	C	T	F-1	F-2	F-3	For the share class listed to the right, you would pay the following if you did not redeem your shares:	Share class:	C
1 year	$439	$237	$310	$68	$42	$32		1 year	$137
3 years	575	428	437	214	132	100		3 years	428
5 years	724	739	576	373	230	174		5 years	739
10 years	1,155	1,432	981	835	518	393		10 years	1,432

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 24% of the average value of its portfolio.

Principal investment strategies In seeking to achieve its objective, the fund may accept risks to capital value deemed prudent by the fund's investment adviser to take advantage of opportunities for higher current income on municipal bonds. Municipal bonds are debt obligations that pay interest that is exempt from federal taxation, with payments made from a wide variety of sources, including governmental revenue streams and private enterprises.

Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal income tax and may subject you to alternative minimum tax. The fund may invest, without limitation, in securities that may subject you to federal alternative minimum tax. The fund invests at least 50% of its portfolio in debt securities rated BBB+ or below or Baa1 or below by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. Securities rated BB+ or below and Ba1 or below are sometimes referred to as “junk bonds.”

The investment adviser uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio of the fund is divided into segments managed by individual managers.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good, long-term investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

15     Tax-exempt income funds / Prospectus

Principal risks This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in municipal securities — Municipal securities are debt obligations that are exempt from federal, state and/or local income taxes. The yield and/or value of the fund’s investments in municipal securities may be adversely affected by events tied to the municipal securities markets, which can be very volatile and significantly impacted by unfavorable legislative or political developments and negative changes in the financial conditions of municipal securities issuers and the economy. To the extent the fund invests in obligations of a municipal issuer, the volatility, credit quality and performance of the fund may be adversely impacted by local political and economic conditions of the issuer. For example, a credit rating downgrade, bond default or bankruptcy involving an issuer within a particular state or territory could affect the market values and marketability of many or all municipal obligations of that state or territory. Income from municipal securities held by the fund could also be declared taxable because of changes in tax laws or interpretations by taxing authorities or as a result of noncompliant conduct of a municipal issuer. Additionally, the relative amount of publicly available information about municipal securities is generally less than that for corporate securities.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Lower quality debt securities generally have higher rates of interest and may be subject to greater price fluctuations than higher quality debt securities. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Tax-exempt income funds / Prospectus     16

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty. These risks may be increased with respect to investments in junk bonds.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

17     Tax-exempt income funds / Prospectus

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Bloomberg High Yield Municipal Bond Index is a market-value-weighted index composed of municipal bonds rated below BBB/Baa. The Lipper High Yield Municipal Debt Funds Average includes the fund and other funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by visiting capitalgroup.com.

*We have elected to show Class F-2 shares because the share class has 10 years of history and has experienced substantial growth in net assets.

Average annual total returns For the periods ended December 31, 2020:
Share class	Inception date	1 year	5 years	10 years	Lifetime
F-2 − Before taxes	8/12/2008	4.62%	5.14%	6.46%	5.75%
− After taxes on distributions		4.58	5.13	6.46	N/A
− After taxes on distributions and sale of fund shares		4.22	4.86	6.07	N/A

Share classes (before taxes)	Inception date	1 year	5 years	10 years	Lifetime
A (with maximum sales charge)	9/26/1994	0.46%	4.13%	5.85%	5.38%
C	3/15/2001	2.65	4.17	5.61	4.66
F-1	3/19/2001	4.35	4.87	6.18	4.91
F-3	1/27/2017	4.73	N/A	N/A	6.12

Indexes	1 year	5 years	10 years	Lifetime (from Class F-2 inception)
Bloomberg Municipal Bond Index (reflects no deductions for sales charges, account fees, expenses or U.S. federal income taxes)	5.21%	3.91%	4.63%	4.64%
Bloomberg High Yield Municipal Bond Index (reflects no deductions for sales charges, account fees, expenses or U.S. federal income taxes)	4.89	6.56	6.86	6.14
Lipper High Yield Municipal Debt Funds Average (reflects no deductions for sales charges, account fees or U.S. federal income taxes)	3.58	4.53	5.87	5.03
Class F-2 annualized 30-day yield at July 31, 2021: 1.35% (For current yield information, please call American Funds Service Company at (800) 421-4225 or visit capitalgroup.com.)

After-tax returns are shown only for Class F-2 shares; after-tax returns for other share classes will vary. After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above.

Tax-exempt income funds / Prospectus     18

Management

Investment adviser Capital Research and Management CompanySM
Portfolio managers The individuals primarily responsible for the portfolio management of the fund are:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Chad M. Rach President	10 years	Partner – Capital Fixed Income Investors
Jerome Solomon Senior Vice President	4 years	Partner – Capital Fixed Income Investors
Courtney K. Wolf Senior Vice President	Less than 1 year	Partner – Capital Fixed Income Investors

Purchase and sale of fund shares The minimum amount to establish an account for all share classes is $250 and the minimum to add to an account is $50. For accounts with Class F-3 shares held and serviced by the fund’s transfer agent, the minimum investment amount is $1 million.

If you are a retail investor, you may sell (redeem) shares on any business day through your dealer or financial professional or by writing to American Funds Service Company® at P.O. Box 6007, Indianapolis, Indiana 46206-6007; telephoning American Funds Service Company at (800) 421-4225; faxing American Funds Service Company at (888) 421-4351; or accessing our website at capitalgroup.com.

Tax information Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, the fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. To the extent the fund is permitted to invest in bonds subject to federal alternative minimum tax, interest on certain bonds may be subject to federal alternative minimum tax. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains for federal income tax purposes.

Payments to broker-dealers and other financial intermediaries If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and the fund’s distributor or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your individual financial professional to recommend the fund over another investment. Ask your individual financial professional or visit your financial intermediary’s website for more information.

19     Tax-exempt income funds / Prospectus

The Tax-Exempt Fund of California

Investment objectives The fund’s primary investment objective is to provide you with a high level of current income exempt from regular federal and California state income taxes. Its secondary objective is preservation of capital.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees, such as brokerage commissions and other fees to financial intermediaries, which are not reflected in the tables and examples below. For example, in addition to the fees and expenses described below, you may also be required to pay brokerage commissions on purchases and sales of Class F-2 or F-3 shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $100,000 in American Funds. More information about these and other discounts is available from your financial professional, in the “Sales charge reductions and waivers” sections on page 47 of the prospectus and on page 89 of the fund’s statement of additional information, and in the sales charge waiver appendix to this prospectus.

Shareholder fees (fees paid directly from your investment)
Share class:	A	C	T	All F share classes
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	3.75%	none	2.50%	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	0.75*	1.00%	none	none
Maximum sales charge (load) imposed on reinvested dividends	none	none	none	none
Redemption or exchange fees	none	none	none	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	C	T	F-1	F-2	F-3
Management fees	0.26%	0.26%	0.26%	0.26%	0.26%	0.26%
Distribution and/or service (12b-1) fees	0.25	1.00	0.25	0.25	none	none
Other expenses	0.06	0.06	0.08	0.16	0.14	0.04
Total annual fund operating expenses	0.57	1.32	0.59	0.67	0.40	0.30

* A contingent deferred sales charge of 0.75% applies on certain redemptions made within 18 months following purchases of $500,000 or more made without an initial sales charge. Contingent deferred sales charge is calculated based on the lesser of the offering price and market value of shares being sold.

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. You may be required to pay brokerage commissions on your purchases and sales of Class F-2 or F-3 shares of the fund, which are not reflected in the example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share class:	A	C	T	F-1	F-2	F-3	For the share class listed to the right, you would pay the following if you did not redeem your shares:	Share class:	C
1 year	$431	$234	$309	$68	$41	$31		1 year	$134
3 years	551	418	434	214	128	97		3 years	418
5 years	681	723	571	373	224	169		5 years	723
10 years	1,062	1,384	969	835	505	381		10 years	1,384

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 17% of the average value of its portfolio.

Tax-exempt income funds / Prospectus     20

Principal investment strategies The fund seeks to achieve its objectives by primarily investing in municipal bonds issued by the state of California and its agencies and municipalities. Consistent with the fund’s objectives, the fund may also invest in municipal securities that are issued by jurisdictions outside California. Municipal bonds are debt obligations generally issued to obtain funds for various public purposes, including the construction of public facilities. The fund may also invest in bonds exempt from federal and state taxation that are used to fund private projects.

Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from both regular federal and California income taxes and that do not subject you to federal alternative minimum tax. The fund may also invest up to 20% of its assets in securities that may subject you to federal alternative minimum tax. The fund is intended primarily for taxable residents of California.

The fund will invest primarily in debt securities rated BBB- or better or Baa3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in debt securities rated BB+ or below and Ba1 or below by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. Such securities are sometimes referred to as “junk bonds.”

The investment adviser uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio of the fund is divided into segments managed by individual managers.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good, long-term investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

Principal risks This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Risks of investing in municipal bonds of issuers within the state of California — Because the fund invests primarily in securities of issuers within the state of California, the fund is more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds. More detailed information about the risks of investing in California municipal securities is contained in the statement of additional information.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in municipal securities — Municipal securities are debt obligations that are exempt from federal, state and/or local income taxes. The yield and/or value of the fund’s investments in municipal securities may be adversely affected by events tied to the municipal securities markets, which can be very volatile and significantly impacted by unfavorable legislative or political developments and negative changes in the financial conditions of municipal securities issuers and the economy. To the extent the fund invests in obligations of a municipal issuer, the volatility, credit quality and performance of the fund may be adversely impacted by local political and economic conditions of the issuer. For example, a credit rating downgrade, bond default or bankruptcy involving an issuer within a particular state or territory could affect the market values and marketability of many or all municipal obligations of that state or territory. Income from municipal securities held by the fund could also be declared taxable because of changes in tax laws or interpretations by taxing authorities or as a result of noncompliant conduct of a municipal issuer. Additionally, the relative amount of publicly available information about municipal securities is generally less than that for corporate securities.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before

21     Tax-exempt income funds / Prospectus

its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Lower quality debt securities generally have higher rates of interest and may be subject to greater price fluctuations than higher quality debt securities. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty. These risks may be increased with respect to investments in junk bonds.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

Tax-exempt income funds / Prospectus     22

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Lipper California Municipal Debt Funds Average includes the fund and other funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by visiting capitalgroup.com.

*We have elected to show Class F-2 shares because the share class has 10 years of history and has experienced substantial growth in net assets.

Average annual total returns For the periods ended December 31, 2020:
Share class	Inception date	1 year	5 years	10 years	Lifetime
F-2 − Before taxes	8/22/2008	4.61%	3.75%	5.21%	4.96%
− After taxes on distributions		4.51	3.71	5.18	N/A
− After taxes on distributions and sale of fund shares		3.82	3.56	4.88	N/A

Share classes (before taxes)	Inception date	1 year	5 years	10 years	Lifetime
A (with maximum sales charge)	10/28/1986	0.52%	2.82%	4.66%	5.30%
C	3/19/2001	2.64	2.80	4.40	4.10
F-1	3/20/2001	4.33	3.49	4.94	4.34
F-3	1/27/2017	4.71	N/A	N/A	4.83

Indexes	1 year	5 years	10 years	Lifetime (from Class F-2 inception)
Bloomberg California Municipal Index (reflects no deductions for sales charges, account fees, expenses or U.S. federal income taxes)	5.15%	3.84%	5.07%	4.85%
Lipper California Municipal Debt Funds Average (reflects no deductions for sales charges, account fees or U.S. federal income taxes)	4.41	3.77	5.20	4.67
Class F-2 annualized 30-day yield at July 31, 2021: 0.78% (For current yield information, please call American Funds Service Company at (800) 421-4225 or visit capitalgroup.com.)

After-tax returns are shown only for Class F-2 shares; after-tax returns for other share classes will vary. After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above.

Management

Investment adviser Capital Research and Management CompanySM
Portfolio managers The individuals primarily responsible for the portfolio management of the fund are:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Karl J. Zeile President and Trustee	18 years	Partner – Capital Fixed Income Investors
Mark Marinella Senior Vice President	3 years	Partner – Capital Fixed Income Investors

23     Tax-exempt income funds / Prospectus

Purchase and sale of fund shares The minimum amount to establish an account for all share classes is $1,000 and the minimum to add to an account is $50. For accounts with Class F-3 shares held and serviced by the fund’s transfer agent, the minimum investment amount is $1 million.

If you are a retail investor, you may sell (redeem) shares on any business day through your dealer or financial professional or by writing to American Funds Service Company® at P.O. Box 6007, Indianapolis, Indiana 46206-6007; telephoning American Funds Service Company at (800) 421-4225; faxing American Funds Service Company at (888) 421-4351; or accessing our website at capitalgroup.com.

Tax information Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, the fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. To the extent the fund is permitted to invest in bonds subject to federal alternative minimum tax, interest on certain bonds may be subject to federal alternative minimum tax. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains for federal income tax purposes.

It is anticipated that federally exempt-interest dividends paid by the fund and derived from interest on bonds exempt from California income tax will also be exempt from California state and local income taxes. To the extent the fund’s dividends are derived from interest on debt obligations not exempt from California income tax, such dividends will be subject to California state and local income taxes. Moreover, any federally taxable dividends and capital gain distributions may also be subject to state and local taxes.

Payments to broker-dealers and other financial intermediaries If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and the fund’s distributor or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your individual financial professional to recommend the fund over another investment. Ask your individual financial professional or visit your financial intermediary’s website for more information.

Tax-exempt income funds / Prospectus     24

American Funds Tax-Exempt Fund of New York

Investment objectives The fund’s primary investment objective is to provide you with a high level of current income exempt from regular federal, New York state and New York City income taxes. Its secondary objective is preservation of capital.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees, such as brokerage commissions and other fees to financial intermediaries, which are not reflected in the tables and examples below. For example, in addition to the fees and expenses described below, you may also be required to pay brokerage commissions on purchases and sales of Class F-2 or F-3 shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $100,000 in American Funds. More information about these and other discounts is available from your financial professional, in the “Sales charge reductions and waivers” sections on page 47 of the prospectus and on page 89 of the fund’s statement of additional information, and in the sales charge waiver appendix to this prospectus.

Shareholder fees (fees paid directly from your investment)
Share class:	A	C	T	All F share classes
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	3.75%	none	2.50%	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	0.75[1]	1.00%	none	none
Maximum sales charge (load) imposed on reinvested dividends	none	none	none	none
Redemption or exchange fees	none	none	none	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	A	C	T	F-1	F-2	F-3
Management fees	0.29%	0.29%	0.29%	0.29%	0.29%	0.29%
Distribution and/or service (12b-1) fees	0.25	1.00	0.25	0.25	none	none
Other expenses	0.13	0.13	0.14	0.19	0.21	0.11
Total annual fund operating expenses	0.67	1.42	0.68	0.73	0.50	0.40
Expense reimbursement[2]	0.05	0.05	0.05	0.05	0.05	0.05
Total annual fund operating expenses after expense reimbursement	0.62	1.37	0.63	0.68	0.45	0.35

1 A contingent deferred sales charge of 0.75% applies on certain redemptions made within 18 months following purchases of $500,000 or more made without an initial sales charge. Contingent deferred sales charge is calculated based on the lesser of the offering price and market value of shares being sold.

2 The investment adviser is currently reimbursing a portion of the other expenses for each share class. This reimbursement will be in effect through at least October 1, 2022. The adviser may elect at its discretion to extend, modify or terminate the reimbursement at that time.

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. The example reflects the expense reimbursement described above through the expiration date of such reimbursement and total annual fund operating expenses thereafter. You may be required to pay brokerage commissions on your purchases and sales of Class F-2 or F-3 shares of the fund, which are not reflected in the example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share class:	A	C	T	F-1	F-2	F-3	For the share class listed to the right, you would pay the following if you did not redeem your shares:	Share class:	C
1 year	$436	$239	$313	$69	$46	$36		1 year	$139
3 years	576	444	457	228	155	123		3 years	444
5 years	729	772	614	401	275	219		5 years	772
10 years	1,174	1,493	1,071	902	623	500		10 years	1,493

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 24% of the average value of its portfolio.

25     Tax-exempt income funds / Prospectus

Principal investment strategies The fund seeks to achieve its objectives by primarily investing in municipal bonds issued by the state of New York and its agencies and municipalities. Consistent with the fund’s objectives, the fund may also invest in municipal securities that are issued by jurisdictions outside New York. Municipal bonds are debt obligations generally issued to obtain funds for various public purposes, including the construction of public facilities. The fund may also invest in bonds exempt from federal and state taxation that are used to fund private projects.

Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal, New York state and New York City income taxes and that do not subject you to federal alternative minimum tax. The fund may also invest up to 20% of its assets in securities that may subject you to federal alternative minimum tax. The fund is intended primarily for taxable residents of New York.

The fund will invest primarily in debt securities rated BBB- or better or Baa3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund's investment adviser, or unrated but determined by the fund's investment adviser to be of equivalent quality. The fund may also invest in debt securities rated BB+ or below and Ba1 or below by Nationally Recognized Statistical Rating Organizations designated by the fund's investment adviser, or unrated but determined by the fund's investment adviser to be of equivalent quality. Such securities are sometimes referred to as “junk bonds.”

The fund’s assets are managed by a team of portfolio managers. Under this approach, the fund’s portfolio managers will work together to oversee the fund’s entire portfolio.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good, long-term investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

Principal risks This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Risks of investing in municipal bonds of issuers within the state of New York — Because the fund invests primarily in securities of issuers within the state of New York, the fund is more susceptible to factors adversely affecting issuers of New York securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, such factors may include political policy changes, tax base erosion, state constitutional limits on tax increases, budget deficits and other financial or economic difficulties, and changes in the credit ratings assigned to New York’s municipal issuers. New York’s economy and finances may be especially vulnerable to changes in the performance of the financial services sector, which historically has been volatile. More detailed information about the risks of investing in New York municipal securities is contained in the statement of additional information.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in municipal securities — Municipal securities are debt obligations that are exempt from federal, state and/or local income taxes. The yield and/or value of the fund’s investments in municipal securities may be adversely affected by events tied to the municipal securities markets, which can be very volatile and significantly impacted by unfavorable legislative or political developments and negative changes in the financial conditions of municipal securities issuers and the economy. To the extent the fund invests in obligations of a municipal issuer, the volatility, credit quality and performance of the fund may be adversely impacted by local political and economic conditions of the issuer. For example, a credit rating downgrade, bond default or bankruptcy involving an issuer within a particular state or territory could affect the market values and marketability of many or all municipal obligations of that state or territory. Income from municipal securities held by the fund could also be declared taxable because of changes in tax laws or interpretations by taxing authorities or as a result of noncompliant conduct of a municipal issuer. Additionally, the relative amount of publicly available information about municipal securities is generally less than that for corporate securities.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also

Tax-exempt income funds / Prospectus     26

result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Lower quality debt securities generally have higher rates of interest and may be subject to greater price fluctuations than higher quality debt securities. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty. These risks may be increased with respect to investments in junk bonds.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

27     Tax-exempt income funds / Prospectus

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Lipper New York Municipal Debt Funds Average includes the fund and other funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by visiting capitalgroup.com.

*We have elected to show Class F-2 shares because the share class has 10 years of history and has experienced substantial growth in net assets.

Average annual total returns For the periods ended December 31, 2020:
Share class	Inception date	1 year	5 years	10 years	Lifetime
F-2 − Before taxes	11/1/2010	4.36%	3.47%	4.45%	4.03%
− After taxes on distributions		4.35	3.47	4.45	N/A
− After taxes on distributions and sale of fund shares		3.63	3.28	4.15	N/A

Share classes (before taxes)	Inception date	1 year	5 years	10 years	Lifetime
A (with maximum sales charge)	11/1/2010	0.27%	2.53%	3.93%	3.52%
C	11/1/2010	2.40	2.52	3.63	3.23
F-1	11/1/2010	4.15	3.30	4.27	3.85
F-3	1/27/2017	4.46	N/A	N/A	4.36

Indexes	1 year	5 years	10 years	Lifetime (from Class F-2 inception)
Bloomberg New York Municipal Index (reflects no deductions for sales charges, account fees, expenses or U.S. federal income taxes)	4.56%	3.61%	4.35%	3.90%
Lipper New York Municipal Debt Funds Average (reflects no deductions for sales charges, account fees or U.S. federal income taxes)	4.09	3.52	4.24	3.63
Class F-2 annualized 30-day yield at July 31, 2021: 0.85% (For current yield information, please call American Funds Service Company at (800) 421-4225 or visit capitalgroup.com.)

After-tax returns are shown only for Class F-2 shares; after-tax returns for other share classes will vary. After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above.

Management

Investment adviser Capital Research and Management CompanySM
Portfolio managers The individuals primarily responsible for the portfolio management of the fund are:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Karl J. Zeile Senior Vice President and Trustee	11 years	Partner – Capital Fixed Income Investors
Jerome Solomon President	9 years	Partner – Capital Fixed Income Investors

Tax-exempt income funds / Prospectus     28

Purchase and sale of fund shares The minimum amount to establish an account for all share classes is $1,000 and the minimum to add to an account is $50. For accounts with Class F-3 shares held and serviced by the fund’s transfer agent, the minimum investment amount is $1 million.

If you are a retail investor, you may sell (redeem) shares on any business day through your dealer or financial professional or by writing to American Funds Service Company® at P.O. Box 6007, Indianapolis, Indiana 46206-6007; telephoning American Funds Service Company at (800) 421-4225; faxing American Funds Service Company at (888) 421-4351; or accessing our website at capitalgroup.com.

Tax information Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, the fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. To the extent the fund is permitted to invest in bonds subject to federal alternative minimum tax, interest on certain bonds may be subject to federal alternative minimum tax. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains for federal income tax purposes.

It is anticipated that federally exempt-interest dividends paid by the fund and derived from interest on bonds exempt from New York income tax will also be exempt from New York state and local income taxes. To the extent the fund’s dividends are derived from interest on debt obligations not exempt from New York income tax, such dividends will be subject to New York state and local income taxes. Moreover, any federally taxable dividends and capital gain distributions may also be subject to state and local taxes.

Payments to broker-dealers and other financial intermediaries If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and the fund’s distributor or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your individual financial professional to recommend the fund over another investment. Ask your individual financial professional or visit your financial intermediary’s website for more information.

29     Tax-exempt income funds / Prospectus

Investment objectives, strategies and risks Except where the context indicates otherwise, references to the “fund” apply to each of these tax-exempt bond funds.

American Funds Short-Term Tax-Exempt Bond Fund The fund’s investment objective is to provide you with current income exempt from regular federal income tax, consistent with the maturity and quality standards described in this prospectus, and to preserve capital. Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal income tax and that do not subject you to federal alternative minimum tax. The fund may also invest up to 20% of its assets in securities that may subject you to federal alternative minimum tax.

The fund invests primarily in debt securities rated AA- or better or Aa3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in debt securities rated A- or better or A3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund’s aggregate portfolio will have a dollar-weighted average effective maturity no greater than three years.

Limited Term Tax-Exempt Bond Fund of America The fund’s investment objective is to provide you with current income exempt from regular federal income tax, consistent with the maturity and quality standards described in this prospectus, and to preserve capital. The fund is designed for investors seeking current income exempt from federal income tax. Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal income tax and that do not subject you to federal alternative minimum tax. The fund may also invest up to 20% of its assets in securities that may subject you to federal alternative minimum tax.

The fund invests primarily in debt securities rated A- or better or A3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in debt securities rated BBB and Baa by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The dollar-weighted average effective maturity of the fund’s portfolio is between three and 10 years.

The Tax-Exempt Bond Fund of America The fund’s investment objective is to provide you with a high level of current income exempt from federal income tax, consistent with the preservation of capital. The fund is designed for investors seeking a high level of current income exempt from federal income tax.

Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal income tax. The fund will not invest in securities that subject you to federal alternative minimum tax. The fund invests at least 65% in debt securities rated A- or better or A3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in debt securities rated BBB+ or below and Baa1 or below (including those rated BB+ or below and Ba1 or below) by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. Securities rated BB+ or below and Ba1 or below are sometimes referred to as “junk bonds.” Though investment decisions regarding the fund’s portfolio may be informed by investment themes on a range of macroeconomic factors, the fund may invest in debt securities of any maturity or duration.

American High-Income Municipal Bond Fund The fund’s investment objective is to provide you with a high level of current income exempt from regular federal income tax. The fund is designed for investors who are able to tolerate greater credit risk and price fluctuations than investors in funds with higher quality portfolios. In seeking to achieve its objective, the fund may accept risks to capital value deemed prudent by the fund's investment adviser to take advantage of opportunities for higher current income on municipal bonds.

Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal income tax and may subject you to alternative minimum tax. The fund may invest, without limitation, in securities that may subject you to federal alternative minimum tax. The fund invests at least 50% of its portfolio in debt securities rated BBB+ or below or Baa1 or below by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. Securities rated BB+ or below and Ba1 or below are sometimes referred to as “junk bonds.” Though investment decisions regarding the fund’s portfolio may be informed by investment themes on a range of macroeconomic factors, the fund may invest in debt securities of any maturity or duration.

Tax-exempt income funds / Prospectus     30

The Tax-Exempt Fund of California The fund’s primary investment objective is to provide you with a high level of current income exempt from regular federal and California state income taxes. Its secondary objective is preservation of capital. The fund seeks to achieve these objectives by primarily investing in municipal bonds issued by the state of California and its agencies and municipalities. Consistent with the fund’s objectives, the fund may also invest in municipal securities that are issued by jurisdictions outside California (including territories and Commonwealths of the United States). The fund is designed for investors seeking income exempt from federal and California income taxes and capital preservation over the long term, and is intended primarily for taxable residents of California.

Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from both regular federal and California income taxes and that do not subject you to federal alternative minimum tax. The fund may also invest up to 20% of its assets in securities that may subject you to federal alternative minimum tax.

The fund will invest primarily in debt securities rated BBB- or better or Baa3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in debt securities rated BB+ or below and Ba1 or below by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser, or unrated but determined by the fund’s investment adviser to be of equivalent quality. Such securities are sometimes referred to as “junk bonds.” Securities that are not general obligations of the state or are obligations of issuers in other jurisdictions may have lower ratings than general obligations of the state. Though investment decisions regarding the fund’s portfolio may be informed by investment themes on a range of macroeconomic factors, the fund may invest in debt securities of any maturity or duration.

American Funds Tax-Exempt Fund of New York The fund’s primary investment objective is to provide you with a high level of current income exempt from regular federal, New York state and New York City income taxes. Its secondary objective is preservation of capital. The fund seeks to achieve these objectives by primarily investing in municipal bonds issued by the state of New York and its agencies and municipalities. Consistent with the fund’s objectives, the fund may also invest in municipal securities that are issued by jurisdictions outside of New York (including territories and Commonwealths of the United States). The fund is designed for investors seeking income exempt from federal, New York state and New York City income taxes and capital preservation over the long term, and is intended primarily for taxable residents of New York.

Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal, New York state and New York City income taxes and that do not subject you to federal alternative minimum tax. The fund may also invest up to 20% of its assets in securities that may subject you to federal alternative minimum tax.

The fund will invest primarily in debt securities rated BBB- or better or Baa3 or better by Nationally Recognized Statistical Rating Organizations designated by the fund's investment adviser, or unrated but determined by the fund's investment adviser to be of equivalent quality. The fund may also invest in debt securities rated BB+ or below and Ba1 or below by Nationally Recognized Statistical Rating Organizations designated by the fund's investment adviser, or unrated but determined by the fund's investment adviser to be of equivalent quality. Such securities are sometimes referred to as “junk bonds.” Securities that are not general obligations of the state or are obligations of issuers in other jurisdictions may have lower ratings than general obligations of the state. Though investment decisions regarding the fund’s portfolio may be informed by investment themes on a range of macroeconomic factors, the fund may invest in debt securities of any maturity or duration.

31     Tax-exempt income funds / Prospectus

The fund may also hold cash or cash equivalents, including commercial paper and short-term securities issued by the U.S. government, its agencies and instrumentalities. The percentage of the fund invested in such holdings varies and depends on various factors, including market conditions and purchases and redemptions of fund shares. The investment adviser may determine that it is appropriate to invest a substantial portion of the fund’s assets in such instruments in response to certain circumstances, such as periods of market turmoil. For temporary defensive purposes, the fund may invest without limitation in such instruments. A larger percentage of such holdings could moderate the fund’s investment results in a period of rising market prices. Alternatively, a larger percentage of such holdings could reduce the magnitude of the fund’s loss in a period of falling market prices and provide liquidity to make additional investments or to meet redemptions.

The fund may invest in other funds managed by the investment adviser or its affiliates to more effectively invest in a diversified set of securities in a specific asset class such as money market instruments, bonds and other securities (“Central Funds”). Shares of Central Funds are only offered for purchase to the fund’s investment adviser and its affiliates and other funds, investment vehicles and accounts managed by the fund’s investment adviser and its affiliates. When investing in Central Funds, the fund bears its proportionate share of the expenses of the Central Funds in which it invests but does not bear additional management fees through its investment in such Central Funds. The investment results of the portions of the fund’s assets invested in the Central Funds will be based upon the investment results of the Central Funds.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good, long-term investment opportunities. The investment adviser believes that an important way to accomplish this is by analyzing various factors, which may include the credit strength of the issuer, prices of similar securities issued by comparable issuers, anticipated changes in interest rates, general market conditions and other factors pertinent to the particular security being evaluated. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

The following are principal risks associated with the fund’s investment strategies.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in municipal securities — Municipal securities are debt obligations that are exempt from federal, state and/or local income taxes. The yield and/or value of the fund’s investments in municipal securities may be adversely affected by events tied to the municipal securities markets, which can be very volatile and significantly impacted by unfavorable legislative or political developments and negative changes in the financial conditions of municipal securities issuers and the economy. To the extent the fund invests in obligations of a municipal issuer, the volatility, credit quality and performance of the fund may be adversely impacted by local political and economic conditions of the issuer. For example, a credit rating downgrade, bond default or bankruptcy involving an issuer within a particular state or territory could affect the market values and marketability of many or all municipal obligations of that state or territory. Income from municipal securities held by the fund could also be declared taxable because of changes in tax laws or interpretations by taxing authorities or as a result of noncompliant conduct of a municipal issuer. Additionally, the relative amount of publicly available information about municipal securities is generally less than that for corporate securities.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Lower quality debt securities generally have higher rates of interest and may be subject to greater price fluctuations than higher

Tax-exempt income funds / Prospectus     32

quality debt securities. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty. These risks may be increased with respect to investments in lower quality, higher yielding debt securities rated Ba1 or below and BB+ or below by Nationally Recognized Statistical Rating Organizations designated by the fund’s investment adviser or unrated but determined by the investment adviser to be of equivalent quality, which securities are sometimes referred to as “junk bonds.”

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Risks of investing in municipal bonds of issuers within the state of California — Because the fund invests primarily in securities of issuers within the state of California, the fund is more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds. More detailed information about the risks of investing in California municipal securities is contained in the statement of additional information.

Risks of investing in municipal bonds of issuers within the state of New York — Because the fund invests primarily in securities of issuers within the state of New York, the fund is more susceptible to factors adversely affecting issuers of New York securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, such factors may include political policy changes, tax base erosion, state constitutional limits on tax increases, budget deficits and other financial or economic difficulties, and changes in the credit ratings assigned to New York’s municipal issuers. New York’s economy and finances may be especially vulnerable to changes in the performance of the financial services sector, which historically has been volatile. More detailed information about the risks of investing in New York municipal securities is contained in the statement of additional information.

The following are additional risks associated with investing in the fund.

Alternative minimum tax — The fund (other than The Tax-Exempt Bond Fund of America) may invest in securities that may subject you to federal alternative minimum tax. Therefore, while the fund’s distributions from tax-exempt securities are not subject to regular federal income tax, a portion or all of the distributions may be included in determining a shareholder’s federal alternative minimum tax.

Interest rate risk — The values and liquidity of the securities held by the fund may be affected by changing interest rates. For example, the values of these securities may decline when interest rates rise and increase when interest rates fall. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities. The fund may invest in variable and floating rate securities. When the fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the net asset value of the fund’s shares. Although the values of such securities are generally less sensitive to interest rate changes than those of other debt securities, the value of variable and floating rate securities may decline if their interest rates do not rise as quickly, or as much, as market interest rates. Conversely, floating rate securities will not generally increase in value if interest rates decline. During periods of extremely low short-term interest rates, the fund may not be able to maintain a positive yield and, given the current low interest rate environment, risks associated with rising rates are currently heightened.

Insured municipal bonds – The fund may invest in municipal bonds that are insured generally as to the timely payment of interest and repayment of principal. Insurance that covers a municipal bond does not guarantee the market value of the bond or the prices of the fund’s shares. Market conditions or changes to ratings criteria could adversely impact the ratings of municipal bond insurers. If the credit rating of the insurer were downgraded or withdrawn by rating agencies, this could have an adverse effect upon the credit rating of the insured bond and, therefore, its market value, despite the quality of the underlying issuer.

33     Tax-exempt income funds / Prospectus

Investing in derivatives — The use of derivatives involves a variety of risks, which may be different from, or greater than, the risks associated with investing in traditional securities, such as stocks and bonds. Changes in the value of a derivative may not correlate perfectly with, and may be more sensitive to market events than, the underlying asset, rate or index, and a derivative instrument may expose the fund to losses in excess of its initial investment. Derivatives may be difficult to value, difficult for the fund to buy or sell at an opportune time or price and difficult, or even impossible, to terminate or otherwise offset. The fund’s use of derivatives may result in losses to the fund, and investing in derivatives may reduce the fund’s returns and increase the fund’s price volatility. The fund’s counterparty to a derivative transaction (including, if applicable, the fund’s clearing broker, the derivatives exchange or the clearinghouse) may be unable or unwilling to honor its financial obligations in respect of the transaction. In certain cases, the fund may be hindered or delayed in exercising remedies against or closing out derivative instruments with a counterparty, which may result in additional losses.

Investing in futures contracts — In addition to the risks generally associated with investing in derivative instruments, futures contracts are subject to the creditworthiness of the clearing organizations, exchanges and futures commission merchants with which the fund transacts. Additionally, although futures require only a small initial investment in the form of a deposit of initial margin, the amount of a potential loss on a futures contract could greatly exceed the initial amount invested. While futures contracts are generally liquid instruments, under certain market conditions futures may be deemed to be illiquid. For example, the fund may be temporarily prohibited from closing out its position in a futures contract if intraday price change limits or limits on trading volume imposed by the applicable futures exchange are triggered. If the fund is unable to close out a position on a futures contract, the fund would remain subject to the risk of adverse price movements until the fund is able to close out the futures position. The ability of the fund to successfully utilize futures contracts may depend in part upon the ability of the fund’s investment adviser to accurately forecast interest rates and other economic factors and to assess and predict the impact of such economic factors on the futures in which the fund invests. If the investment adviser incorrectly forecasts economic developments or incorrectly predicts the impact of such developments on the futures in which it invests, the fund could be exposed to the risk of loss.

Exposure to country, region, industry or sector — Subject to the fund’s investment limitations, the fund may have significant exposure to a particular country, region, industry or sector. Such exposure may cause the fund to be more impacted by risks relating to and developments affecting the country, region, industry or sector, and thus its net asset value may be more volatile, than a fund without such levels of exposure. For example, if the fund has significant exposure in a particular country, then social, economic, regulatory or other issues that negatively affect that country may have a greater impact on the fund than on a fund that is more geographically diversified.

In addition to the principal investment strategies described above, the fund has other investment practices that are described in the statement of additional information, which includes a description of other risks related to the fund’s principal investment strategies and other investment practices. The fund’s investment results will depend on the ability of the fund’s investment adviser to navigate the risks discussed above as well as those described in the statement of additional information.

Fund comparative indexes The investment results tables in this prospectus show how the fund’s average annual total returns compare with various broad measures of market results.

American Funds Short-Term Tax-Exempt Bond Fund The Bloomberg Municipal Short 1–5 Years Index is a market-value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to five years. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of sales charges, commissions, account fees, expenses or U.S. federal income taxes. The Lipper Short Municipal Debt Funds Average is composed of funds that invest in municipal debt issues with dollar-weighted average maturities of less than three years. The results of the underlying funds in the average include reinvestment of dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

Limited Term Tax-Exempt Bond Fund of America The Bloomberg Municipal Short-Intermediate 1-10 Years Index is a market-value-weighted index that includes investment grade tax-exempt bonds with maturities of one to 10 years. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of sales charges, commissions, account fees, expenses or U.S. federal income taxes. The Lipper Short-Intermediate Municipal Debt Funds Average is composed of funds that invest in municipal debt issues with dollar-weighted average maturities of one to five years. The results of the underlying funds in the average include reinvestment of dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

The Tax-Exempt Bond Fund of America The Bloomberg Municipal Bond Index is a market-value-weighted index designed to represent the long-term investment-grade tax-exempt bond market. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of sales charges, commissions, account fees, expenses or U.S. federal income taxes. The Lipper General & Insured Municipal Debt Funds Average is composed of funds that invest in municipal debt issues in the top four credit rating categories. The results of the underlying funds in the average include reinvestment of dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

American High-Income Municipal Bond Fund The Bloomberg Municipal Bond Index is a market-value-weighted index designed to represent the long-term investment-grade tax-exempt bond market. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of sales charges, commissions, account fees, expenses or U.S. federal income taxes. The Bloomberg High Yield Municipal Bond Index is a market-value-weighted index composed of municipal bonds rated below BBB/Baa. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of sales charges, commissions, account fees, expenses or U.S. federal income taxes.The Lipper High Yield Municipal Debt Funds Average is composed of funds that invest at least 50% of their assets in lower rated municipal debt issues. The results of the underlying funds in the average include reinvestment of

Tax-exempt income funds / Prospectus     34

dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

The Tax-Exempt Fund of California The Bloomberg California Municipal Index is a market-value-weighted index that includes only investment-grade tax-exempt bonds of issuers within the state of California. This index is unmanaged and its results include reinvested distributions but do not reflect the effect of sales charges, commissions, account fees, expenses or U.S. federal income taxes.The Lipper California Municipal Debt Funds Average is composed of funds that limit their assets to those securities that provide income that is exempt from taxation in California. The results of the underlying funds in the average include reinvestment of dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

American Funds Tax-Exempt Fund of New York The Bloomberg New York Municipal Index is a market-value-weighted index that includes only investment-grade tax-exempt bonds of issuers within the state of New York. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of sales charges, commissions, account fees, expenses or U.S. federal income taxes. The Lipper New York Municipal Debt Funds Average is composed of funds that limit their assets to those securities that provide income that is exempt from taxation in New York. The results of the underlying funds in the average include reinvestment of dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

Fund results All fund results in this prospectus reflect the reinvestment of dividends and capital gain distributions, if any. Unless otherwise noted, fund results reflect any fee waivers and/or expense reimbursements in effect during the periods presented.

Portfolio holdings Portfolio holdings information for the fund is available on our website at capitalgroup.com. A description of the fund’s policies and procedures regarding disclosure of information about its portfolio holdings is available in the statement of additional information.

Management and organization

Investment adviser Capital Research and Management Company, an experienced investment management organization founded in 1931, serves as the investment adviser to the fund and other funds, including the American Funds. Capital Research and Management Company is a wholly owned subsidiary of The Capital Group Companies, Inc. and is located at 333 South Hope Street, Los Angeles, California 90071. Capital Research and Management Company manages the investment portfolio and business affairs of the fund. The total management fee paid by the fund to its investment adviser for the most recent fiscal year, as a percentage of average net assets, appears in the Annual Fund Operating Expenses tables under “Fees and expenses of the fund.” The management fee for the fund is based on the daily net assets of the fund and the fund’s monthly gross investment income. Please see the statement of additional information for further details. A discussion regarding the basis for approval of the fund’s Investment Advisory and Service Agreements by the fund’s board of trustees is contained in the fund’s annual report to shareholders for the fiscal year ended July 31, 2021.

Capital Research and Management Company manages equity assets through three equity investment divisions and fixed income assets through its fixed income investment division, Capital Fixed Income Investors. The three equity investment divisions — Capital International Investors, Capital Research Global Investors and Capital World Investors — make investment decisions independently of one another.

The equity investment divisions may, in the future, be incorporated as wholly owned subsidiaries of Capital Research and Management Company. In that event, Capital Research and Management Company would continue to be the investment adviser, and day-to-day investment management of equity assets would continue to be carried out through one or more of these subsidiaries. Although not currently contemplated, Capital Research and Management Company could incorporate its fixed income investment division in the future and engage it to provide day-to-day investment management of fixed income assets. Capital Research and Management Company and each of the funds it advises have received an exemptive order from the U.S. Securities and Exchange Commission that allows Capital Research and Management Company to use, upon approval of the fund’s board, its management subsidiaries and affiliates to provide day-to-day investment management services to the fund, including making changes to the management subsidiaries and affiliates providing such services. The fund’s shareholders have approved this arrangement; however, there is no assurance that Capital Research and Management Company will incorporate its investment divisions or exercise any authority granted to it under the exemptive order.

35     Tax-exempt income funds / Prospectus

The Capital SystemSM Capital Research and Management Company uses a system of multiple portfolio managers in managing mutual fund assets. Under this approach, the portfolio of a fund is divided into segments managed by individual managers. In addition, Capital Research and Management Company’s investment analysts may make investment decisions with respect to a portion of a fund’s portfolio. Investment decisions are subject to a fund’s objective(s), policies and restrictions and the oversight of the appropriate investment-related committees of Capital Research and Management Company and its investment divisions.

Certain senior members of Capital Fixed Income Investors, the investment adviser’s fixed income investment division, serve on the Portfolio Strategy Group. The group utilizes a research-driven process with input from the investment adviser’s analysts, portfolio managers and economists to define investment themes on a range of macroeconomic factors, including duration, yield curve and sector allocation. The investment decisions made by the fund’s portfolio managers are informed by the investment themes discussed by the group.

The table below shows the investment experience and role in management of the fund for the fund’s primary portfolio managers. Notwithstanding The Capital System, the portfolio managers of American Funds Tax-Exempt Fund of New York will work together to oversee the fund's entire portfolio.

Portfolio manager	Investment experience	Experience in this fund	Role in management of the fund
Aaron Applebaum	Investment professional for 20 years in total; 14 years with Capital Research and Management Company or affiliate
American Funds Short-Term Tax-Exempt Bond Fund		5 years	Serves as a fixed income portfolio manager
Limited Term Tax-Exempt Bond Fund of America		7 years	Serves as a fixed income portfolio manager
Mark Marinella	Investment professional for 36 years in total; 8 years with Capital Research and Management Company or affiliate
American Funds Short-Term Tax-Exempt Bond Fund		3 years	Serves as a fixed income portfolio manager
Limited Term Tax-Exempt Bond Fund of America		3 years	Serves as a fixed income portfolio manager
The Tax-Exempt Fund of California		3 years	Serves as a fixed income portfolio manager
Chad M. Rach	Investment professional for 28 years in total; 17 years with Capital Research and Management Company or affiliate
The Tax-Exempt Bond Fund of America		5 years (plus 12 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
American High-Income Municipal Bond Fund		10 years (plus 6 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager

Tax-exempt income funds / Prospectus     36

Portfolio manager	Investment experience	Experience in this fund	Role in management of the fund
Jerome Solomon	Investment professional for 29 years in total; 13 years with Capital Research and Management Company or affiliate
American High-Income Municipal Bond Fund		4 years (plus 8 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
American Funds Tax-Exempt Fund of New York		9 years	Serves as a fixed income portfolio manager
Courtney K. Wolf	Investment professional for 16 years, all with Capital Research and Management Company or affiliate
The Tax-Exempt Bond Fund of America		3 years (plus 8 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
American High-Income Municipal Bond Fund		Less than 1 year (plus 9 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
Karl J. Zeile	Investment professional for 30 years in total; 22 years with Capital Research and Management Company or affiliate
The Tax-Exempt Bond Fund of America		18 years (plus 4 years of prior experience as an investment analyst for the fund)	Serves as a fixed income portfolio manager
The Tax-Exempt Fund of California		18 years	Serves as a fixed income portfolio manager
American Funds Tax-Exempt Fund of New York		11 years	Serves as a fixed income portfolio manager

Information regarding the portfolio managers’ compensation, their ownership of securities in the fund and other accounts they manage is in the statement of additional information.

37     Tax-exempt income funds / Prospectus

Certain privileges and/or services described on the following pages of this prospectus and in the statement of additional information may not be available to you, depending on your investment dealer. Please see your financial professional for more information.

Shareholder information

Shareholder services American Funds Service Company, the fund’s transfer agent, offers a wide range of services that you can use to alter your investment program should your needs or circumstances change. These services may be terminated or modified at any time upon 60 days’ written notice.

A more detailed description of policies and services is included in the fund’s statement of additional information and the owner’s guide sent to new American Funds shareholders entitled Welcome. These documents are available by writing to or calling American Funds Service Company.

Tax-exempt income funds / Prospectus     38

Unless otherwise noted, references to Class F shares refer to Class F-1, F-2, and F-3 shares.

Purchase, exchange and sale of shares The fund reserves the right not to make its shares available to tax-deferred retirement plans and accounts. The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York are intended primarily for taxable residents of California and New York, respectively, and may not be appropriate for residents of other states and tax-exempt entities.

The fund’s transfer agent, on behalf of the fund and American Funds Distributors,® the fund’s distributor, is required by law to obtain certain personal information from you or any other person(s) acting on your behalf in order to verify your or such person’s identity. If you do not provide the information, the transfer agent may not be able to open your account. If the transfer agent is unable to verify your identity or that of any other person(s) authorized to act on your behalf, or believes it has identified potentially criminal activity, the fund and American Funds Distributors reserve the right to close your account or take such other action they deem reasonable or required by law.

When purchasing shares, you should designate the fund or funds in which you wish to invest. Subject to the exception below, if no fund is designated, your money will be held uninvested (without liability to the transfer agent for loss of income or appreciation pending receipt of proper instructions) until investment instructions are received, but for no more than three business days. Your investment will be made at the net asset value (plus any applicable sales charge, in the case of Class A or Class T shares) next determined after investment instructions are received and accepted by the transfer agent. If investment instructions are not received, your money will be invested in Class A shares (or, if you are investing through a financial intermediary who offers only Class T shares, in Class T shares) of American Funds U.S. Government Money Market FundSM on the third business day after receipt of your investment.

If the amount of your cash investment is $10,000 or less, no fund is designated, and you made a cash investment (excluding exchanges) within the last 16 months, your money will be invested in the same proportion and in the same fund or funds and in the same class of shares in which your last cash investment was made. If you only have one open fund, the money will be invested into such fund on the day received if the investment is otherwise in good order.

Different procedures may apply to certain employer-sponsored arrangements, including, but not limited to, SEPs and SIMPLE IRAs.

Valuing shares The net asset value of each share class of the fund is the value of a single share of that class. The net asset value per share is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. If the New York Stock Exchange makes a scheduled (e.g. the day after Thanksgiving) or an unscheduled close prior to 4 p.m. New York time, the net asset value of the fund will be determined at approximately the time the New York Stock Exchange closes on that day. If on such a day market quotations and prices from third-party pricing services are not based as of the time of the early close of the New York Stock Exchange but are as of a later time (up to approximately 4 p.m. New York time), for example because the market remains open after the close of the New York Stock Exchange, those later market quotations and prices will be used in determining the fund’s net asset value.

Equity securities are valued primarily on the basis of market quotations, and debt securities are valued primarily on the basis of prices from third-party pricing services. Futures contracts are valued primarily on the basis of settlement prices. The fund has adopted procedures for making fair value determinations if market quotations or prices from third-party pricing services, as applicable, are not readily available or are not considered reliable. For example, if events occur between the close of markets outside the United States and the close of regular trading on the New York Stock Exchange that, in the opinion of the investment adviser, materially affect the value of any of the fund’s equity securities that trade principally in those international markets, those securities will be valued in accordance with fair value procedures. Similarly, fair value procedures may be employed if an issuer defaults on its debt securities and there is no market for its securities. Use of these procedures is intended to result in more appropriate net asset values and, where applicable, to reduce potential arbitrage opportunities otherwise available to short-term investors.

Your shares will be purchased at the net asset value (plus any applicable sales charge, in the case of Class A or Class T shares) or sold at the net asset value next determined after American Funds Service Company receives your request, provided that your request contains all information and legal documentation necessary to process the transaction. Orders in good order received after the New York Stock Exchange closes (scheduled or unscheduled) will be processed at the net asset value (plus any applicable sales charge) calculated on the following business day. A contingent deferred sales charge may apply at the time you sell certain Class A and C shares.

Purchase of Class A and C shares You may generally open an account and purchase shares by contacting any financial professional (who may impose transaction charges in addition to those described in this prospectus) authorized to sell the fund’s shares. You may purchase additional shares in various ways, including through your financial professional and by mail, telephone, the Internet and bank wire.

Class C shares are not offered by American Funds Short-Term Tax-Exempt Bond Fund at this time.

Automatic conversion of Class C shares Class C shares automatically convert to Class A shares in the month of the 8-year anniversary of the purchase date. The Internal Revenue Service currently takes the position that such automatic conversions are not taxable. Should its position change, the automatic conversion feature may be suspended. If this were to happen, you would have the option of converting your Class C shares to the Class A shares at the anniversary date described above. This exchange would be based on the relative net asset values of the two classes in question, without the imposition of a sales charge or fee, but you might face certain tax consequences as a result.

Purchase of Class F shares You may generally open an account and purchase Class F shares only through fee-based programs of investment dealers that have special agreements with the fund’s distributor, through financial intermediaries that have been approved by, and that have special agreements with, the fund’s distributor to offer Class F shares to self-directed investment brokerage accounts that may charge a transaction fee, through certain registered investment advisors and through other intermediaries approved by the fund’s

39     Tax-exempt income funds / Prospectus

distributor. These intermediaries typically charge ongoing fees for services they provide. Intermediary fees are not paid by the fund and normally range from .75% to 1.50% of assets annually, depending on the services offered.

Class F-2 and F-3 shares may also be available on brokerage platforms of firms that have agreements with the fund’s distributor to offer such shares solely when acting as an agent for the investor. An investor transacting in Class F-2 or F-3 shares in these programs may be required to pay a commission and/or other forms of compensation to the broker. Shares of the fund are available in other share classes that have different fees and expenses.

In addition, upon approval by an officer of the fund’s investment adviser, Class F-3 shares are available to institutional investors, which include, but are not limited to, charitable organizations, governmental institutions and corporations. For accounts held and serviced by the fund’s transfer agent the minimum investment amount is $1 million.

Purchase minimums and maximums Purchase minimums described in this prospectus may be waived in certain cases. Minimums are currently waived for purchases of Class F-2 and F-3 shares. In addition, the fund reserves the right to redeem the shares of any shareholder for their then current net asset value per share if the shareholder’s aggregate investment in the fund falls below the fund’s minimum initial investment amount. See the statement of additional information for details.

For accounts established with an automatic investment plan, the initial purchase minimum of $250 (or $1,000 for The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York) may be waived if the purchases (including purchases through exchanges from another fund) made under the plan are sufficient to reach $250 (or $1,000 for The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York) within five months of account establishment.

The purchase maximum for Class C shares is $500,000 per transaction. In addition, if you have significant American Funds holdings, you may not be eligible to invest in Class C shares. Specifically, you may not purchase Class C shares if you are eligible to purchase Class A shares at the $1 million or more sales charge discount rate (that is, at net asset value). See “Sales charge reductions and waivers” in this prospectus and the statement of additional information for more details regarding sales charge discounts.

Exchange Except for Class T shares or as otherwise described in this prospectus, you may exchange your shares for shares of the same class of other American Funds without a sales charge. Exchanges of shares from American Funds U.S. Government Money Market Fund initially purchased without a sales charge to shares of other American Funds will be subject to the appropriate sales charge applicable to the other fund, unless the American Funds U.S. Government Money Market Fund shares were acquired by an exchange from a fund having a sales charge or by reinvestment or cross-reinvestment of dividends or capital gain distributions. For purposes of computing the contingent deferred sales charge on Class C shares, the length of time you have owned your shares will be measured from the first day of the month in which shares were purchased and will not be affected by any permitted exchange.

Except as indicated above, Class T shares are not eligible for exchange privileges. Accordingly, an exchange of your Class T shares for Class T shares of any other American Funds will normally be subject to any applicable sales charges.

Exchanges have the same tax consequences as ordinary sales and purchases. For example, to the extent you exchange shares held in a taxable account that are worth more now than what you paid for them, the gain will be subject to taxation.

See “Transactions by telephone, fax or the Internet” in the section “How to sell shares” of this prospectus for information regarding electronic exchanges.

Please see the statement of additional information for details and limitations on moving investments in certain share classes to different share classes and on moving investments held in certain accounts to different accounts.

Tax-exempt income funds / Prospectus     40

How to sell shares

You may sell (redeem) shares in any of the following ways:

Through your dealer or financial advisor (certain charges may apply)

· Shares held for you in your dealer’s name must be sold through the dealer.

· Class F shares must be sold through intermediaries such as dealers or financial advisors.

Writing to American Funds Service Company

· Requests must be signed by the registered shareholder(s).

· A signature guarantee is required if the redemption is:

— more than $125,000;

— made payable to someone other than the registered shareholder(s); or

— sent to an address other than the address of record or to an address of record that has been changed within the previous 10 days.

· American Funds Service Company reserves the right to require signature guarantee(s) on any redemption.

· Additional documentation may be required for redemptions of shares held in corporate, partnership or fiduciary accounts.

Telephoning or faxing American Funds Service Company or using the Internet

· Redemptions by telephone, fax or the Internet (capitalgroup.com) are limited to $125,000 per American Funds shareholder each day.

· Checks must be made payable to the registered shareholder.

· Checks must be mailed to an address of record that has been used with the account for at least 10 days.

The fund typically expects to remit redemption proceeds one business day following receipt and acceptance of a redemption order, regardless of the method the fund uses to make such payment (e.g., check, wire or automated clearing house transfer). However, payment may take longer than one business day and may take up to seven days as generally permitted by the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the fund may be permitted to pay redemption proceeds beyond seven days under certain limited circumstances. In addition, if you recently purchased shares and subsequently request a redemption of those shares, the fund will pay the available redemption proceeds once a sufficient period of time has passed to reasonably ensure that checks or drafts, including certified or cashier’s checks, for the shares purchased have cleared (normally seven business days from the purchase date).

Under normal conditions, the fund typically expects to meet shareholder redemptions by monitoring the fund’s portfolio and redemption activities and by regularly holding a reserve of highly liquid assets, such as cash or cash equivalents. The fund may use additional methods to meet shareholder redemptions, if they become necessary. These methods may include, but are not limited to, the sale of portfolio assets, the use of overdraft protection afforded by the fund’s custodian bank, borrowing from a line of credit or from other funds advised by the investment adviser or its affiliates, and making payment with fund securities or other fund assets rather than in cash (as further discussed in the following paragraph).

Although payment of redemptions normally will be in cash, the fund’s declaration of trust permits payment of the redemption price wholly or partly with portfolio securities or other fund assets under conditions and circumstances determined by the fund’s board of trustees. On the same redemption date, some shareholders may be paid in whole or in part in securities (which may differ among those shareholders), while other shareholders may be paid entirely in cash. In general, in-kind redemptions to affiliated shareholders will as closely as practicable represent the affiliated shareholder’s pro rata share of the fund’s securities, subject to certain exceptions. Securities distributed in-kind to unaffiliated shareholders will be selected by the investment adviser in a manner the investment adviser deems to be fair and reasonable to the fund’s shareholders. The disposal of the securities received in-kind may be subject to brokerage costs and, until sold, such securities remain subject to market risk and liquidity risk, including the risk that such securities are or become difficult to sell. If the fund pays your redemption with illiquid or less liquid securities, you will bear the risk of not being able to sell such securities.

Transactions by telephone, fax or the Internet Generally, you are automatically eligible to redeem or exchange shares by telephone, fax or the Internet, unless you notify us in writing that you do not want any or all of these services. You may reinstate these services at any time.

Unless you decide not to have telephone, fax or Internet services on your account(s), you agree to hold each fund, American Funds Service Company, any of its affiliates or mutual funds managed by such affiliates, and each of their respective directors, trustees, officers, employees and agents harmless from any losses, expenses, costs or liabilities (including attorney fees) that may be incurred in connection with the exercise of these privileges, provided that American Funds Service Company employs reasonable procedures to confirm that the instructions received from any person with appropriate account information are genuine. If reasonable procedures are not employed, American Funds Service Company and/or the fund may be liable for losses due to unauthorized or fraudulent instructions.

41     Tax-exempt income funds / Prospectus

Frequent trading of fund shares The fund and American Funds Distributors reserve the right to reject any purchase order for any reason. The fund is not designed to serve as a vehicle for frequent trading. Frequent trading of fund shares may lead to increased costs to the fund and less efficient management of the fund’s portfolio, potentially resulting in dilution of the value of the shares held by long-term shareholders. Accordingly, purchases, including those that are part of exchange activity, that the fund or American Funds Distributors has determined could involve actual or potential harm to the fund may be rejected.

The fund, through its transfer agent, American Funds Service Company, maintains surveillance procedures that are designed to detect frequent trading in fund shares. Under these procedures, various analytics are used to evaluate factors that may be indicative of frequent trading. For example, transactions in fund shares that exceed certain monetary thresholds may be scrutinized. American Funds Service Company also may review transactions that occur close in time to other transactions in the same account or in multiple accounts under common ownership or influence. Trading activity that is identified through these procedures or as a result of any other information available to the fund will be evaluated to determine whether such activity might constitute frequent trading. These procedures may be modified from time to time as appropriate to improve the detection of frequent trading, to facilitate monitoring for frequent trading in particular retirement plans or other accounts and to comply with applicable laws.

Under the fund’s frequent trading policy, certain trading activity will not be treated as frequent trading, such as:

· purchases and redemptions by investment companies managed or sponsored by the fund’s investment adviser or its affiliates, including reallocations and transactions allowing the investment company to meet its redemptions and purchases;

· retirement plan contributions, loans and distributions (including hardship withdrawals) identified as such on the retirement plan recordkeeper’s system;

· purchase transactions involving in-kind transfers of shares of the fund, rollovers, Roth IRA conversions and IRA recharacterizations, if the entity maintaining the shareholder account is able to identify the transaction as one of these types of transactions; and

· systematic redemptions and purchases, if the entity maintaining the shareholder account is able to identify the transaction as a systematic redemption or purchase.

Generally, purchases and redemptions will not be considered “systematic” unless the transaction is prescheduled for a specific date.

American Funds Service Company will work with certain intermediaries (such as investment dealers holding shareholder accounts in street name, retirement plan recordkeepers, insurance company separate accounts and bank trust companies) to apply their own procedures, provided that American Funds Service Company believes the intermediary’s procedures are reasonably designed to enforce the frequent trading policies of the fund. You should refer to disclosures provided by the intermediaries with which you have an account to determine the specific trading restrictions that apply to you.

If American Funds Service Company identifies any activity that may constitute frequent trading, it reserves the right to contact the intermediary and request that the intermediary either provide information regarding an account owner’s transactions or restrict the account owner’s trading. If American Funds Service Company is not satisfied that the intermediary has taken appropriate action, American Funds Service Company may terminate the intermediary’s ability to transact in fund shares.

There is no guarantee that all instances of frequent trading in fund shares will be prevented.

Notwithstanding the fund’s surveillance procedures described above, all transactions in fund shares remain subject to the right of the fund, American Funds Distributors and American Funds Service Company to restrict potentially abusive trading generally, including the types of transactions described above that will not be prevented. See the statement of additional information for more information about how American Funds Service Company may address other potentially abusive trading activity in American Funds.

Tax-exempt income funds / Prospectus     42

Distributions and taxes

Dividends and distributions The fund declares daily dividends from net investment income and distributes the accrued dividends, which may fluctuate, to you each month. Generally, dividends begin accruing on the day payment for shares is received by the fund or American Funds Service Company.

Capital gains, if any, are usually distributed in November or December. When a dividend or capital gain is distributed, the net asset value per share is reduced by the amount of the payment.

You may elect to reinvest dividends and/or capital gain distributions to purchase additional shares of this fund or other American Funds, or you may elect to receive them in cash.

Taxes on dividends and distributions Interest on municipal bonds is generally not included in gross income for federal tax purposes. Subject to certain requirements, the fund is permitted to pass through to its shareholders the interest earned on municipal bonds as federally exempt-interest dividends. Taxable dividends, including distributions of short-term capital gains, however, are subject to federal taxation at the applicable rates for ordinary income. To the extent the fund is permitted to invest in bonds subject to federal alternative minimum tax, interest earned on certain bonds may be treated as income subject to federal alternative minimum tax. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains.

Depending on their state of residence, shareholders of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, and American High-Income Municipal Bond Fund may be able to exempt from state taxation some or all of the federally tax-exempt income dividends paid by those funds.

Each of The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York anticipates that the federally exempt interest dividends paid by the applicable fund and derived from interest on bonds exempt from California and New York income tax, respectively, will also be exempt from California and New York state income tax, respectively. To the extent the applicable fund’s dividends are derived from interest on debt obligations that is not exempt from California or New York income tax, however, such dividends will be subject to applicable state income tax.

Moreover, any federally taxable dividends and capital gains distributions from the fund may also be subject to state tax.

Any taxable dividends or capital gain distributions you receive from the fund normally will be taxable to you when made, regardless of whether you reinvest dividends or capital gain distributions or receive them in cash.

Taxes on transactions Your redemptions, including exchanges, may result in a capital gain or loss for federal tax purposes. A capital gain or loss on your investment is the difference between the cost of your shares, including any sales charges, and the amount you receive when you sell them.

Shareholder fees Fees borne directly by the fund normally have the effect of reducing a shareholder’s taxable income on distributions.

Please see your tax advisor for more information.

43     Tax-exempt income funds / Prospectus

Choosing a share class The fund offers different classes of shares through this prospectus. Shares of the fund are available through various investment programs or accounts. However, tax-exempt funds should generally not serve as investments for tax-deferred retirement plans and accounts. The services or share classes available to you may vary depending upon how you wish to purchase shares of the fund. Since shares of American Funds Short-Term Tax-Exempt Bond Fund are only available in Class A, F-1, F-2 and F-3, references to Class C shares are not applicable to American Funds Short-Term Tax-Exempt Bond Fund.

Each share class of the fund represents an investment in the same portfolio of securities, but each class has its own sales charge and expense structure, allowing you to choose the class that best fits your situation. For example, while Class F-1 shares are subject to 12b-1 fees and subtransfer agency fees payable to third-party service providers, Class F-2 shares are subject only to subtransfer agency fees payable to third-party service providers (and not 12b-1 fees) and Class F-3 shares are not subject to any such additional fees. The different fee structures allow the investor to choose how to pay for advisory platform expenses. When you purchase shares of the fund, you should choose a share class. If none is chosen, your investment will be made in Class A shares (or if you are investing through a financial intermediary who offers only Class T shares, your investment will be made in Class T shares).

Factors you should consider when choosing a class of shares include:

· how long you expect to own the shares;

· how much you intend to invest;

· total expenses associated with owning shares of each class;

· whether you qualify for any reduction or waiver of sales charges (for example, Class A or Class T shares may be a less expensive option over time, particularly if you qualify for a sales charge reduction or waiver);

· whether you want or need the flexibility to effect exchanges among American Funds without the imposition of a sales charge (for example, while Class A shares offer such exchange privileges, Class T shares do not);

· whether you plan to take any distributions in the near future; and

· availability of share classes:

— Class C shares are not available to retirement plans that do not currently invest in such shares and that are eligible to invest in American Funds Class R shares, including retirement plans established under Internal Revenue Code Sections 401(a) (including 401(k) plans), 403(b) or 457;

— Class F shares are available, as applicable, (i) to fee-based programs of investment dealers that have special agreements with the fund’s distributor, (ii) to financial intermediaries that have been approved by, and that have special agreements with, the fund’s distributor to offer Class F shares to self-directed investment brokerage accounts that may charge a transaction fee, (iii) to certain registered investment advisors and (iv) to other intermediaries approved by the fund’s distributor; and

— Class F-3 shares are also available to institutional investors, which include, but are not limited to, charitable organizations, governmental institutions and corporations. For accounts held and serviced by the fund’s transfer agent the minimum investment amount is $1 million.

Each investor’s financial considerations are different. You should speak with your financial professional to help you decide which share class is best for you.

Tax-exempt income funds / Prospectus     44

Sales charges

Class A shares The initial sales charge you pay each time you buy Class A shares differs depending upon the amount you invest and may be reduced or eliminated for larger purchases as indicated below. The “offering price,” the price you pay to buy shares, includes any applicable sales charge, which will be deducted directly from your investment. Shares acquired through reinvestment of dividends or capital gain distributions are not subject to an initial sales charge.

Sales charges for The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York

Class A shares

	Sales charge as a percentage of:
Investment	Offering price	Net amount invested	Dealer commission as a percentage of offering price
Less than $100,000	3.75%	3.90%	3.00%
$100,000 but less than $250,000	3.50	3.63	2.75
$250,000 but less than $500,000	2.50	2.56	2.00
$500,000 or more and certain other investments described below	none	none	see below

Sales charges for American Funds Short-Term Tax-Exempt Bond Fund and Limited Term Tax-Exempt Bond Fund of America

Class A shares

	Sales charge as a percentage of:
Investment	Offering price	Net amount invested	Dealer commission as a percentage of offering price
Less than $500,000	2.50%	2.56%	2.00%
$500,000 or more and certain other investments described below	none	none	see below

The sales charge, expressed as a percentage of the offering price or the net amount invested, may be higher or lower than the percentages described in the tables above due to rounding. This is because the dollar amount of the sales charge is determined by subtracting the net asset value of the shares purchased from the offering price, which is calculated to two decimal places using standard rounding criteria. The impact of rounding will vary with the size of the investment and the net asset value of the shares. Similarly, any contingent deferred sales charge paid by you on investments in Class A shares may be higher or lower than the 1% charge described below due to rounding.

Except as provided below, investments in Class A shares of $500,000 or more will be subject to a 0.75% contingent deferred sales charge if the shares are sold within 18 months of purchase. The contingent deferred sales charge is based on the original purchase cost or the current market value of the shares being sold, whichever is less.

Class A share purchases not subject to sales charges The following investments are not subject to any initial or contingent deferred sales charge if American Funds Service Company is properly notified of the nature of the investment:

· investments made by accounts that are part of qualified fee-based programs that purchased Class A shares before the discontinuation of the relevant investment dealer’s load-waived Class A share program with American Funds and that continue to be held through fee-based programs;

· rollover investments from retirement plans to IRAs that are described in the “Rollovers from retirement plans to IRAs” section of this prospectus; and

· investments made by accounts held at American Funds Service Company that are no longer associated with a financial professional may invest in Class A shares without a sales charge. This includes retirement plans investing in Class A shares, where the plan is no longer associated with a financial professional. SIMPLE IRAs and 403(b) custodial accounts that are aggregated at the plan level for Class A sales charge purposes are not eligible to invest without a sales charge under this policy.

The distributor may pay dealers a commission of up to 1% on investments made in Class A shares with no initial sales charge. The fund may reimburse the distributor for these payments through its plans of distribution (see “Plans of distribution” in this prospectus).

If requested, American Funds Class A shares will be sold at net asset value to:

(1) currently registered representatives and assistants directly employed by such representatives, retired registered representatives with respect to accounts established while active, or full-time employees (collectively, “Eligible Persons”) (and their (a) spouses or equivalents if recognized under local law, (b) parents and children, including parents and children in step and adoptive relationships, sons-in-law and daughters-in-law, and (c) parents-in-law, if the Eligible Persons or the spouses, children or parents of the Eligible Persons are listed in the account registration with the parents-in-law) of dealers who have sales agreements with American Funds Distributors (or who clear transactions through such dealers), plans for the dealers, and plans that include as participants only the Eligible Persons, their spouses, parents and/or children;

(2) the supervised persons of currently registered investment advisory firms (“RIAs”) and assistants directly employed by such RIAs, retired supervised persons of RIAs with respect to accounts established while a supervised person (collectively, “Eligible

45     Tax-exempt income funds / Prospectus

Persons”) (and their (a) spouses or equivalents if recognized under local law, (b) parents and children, including parents and children in step and adoptive relationships, sons-in-law and daughters-in-law and (c) parents-in-law, if the Eligible Persons or the spouses, children or parents of the Eligible Persons are listed in the account registration with the parents-in-law) of RIA firms that are authorized to sell shares of the funds, plans for the RIA firms, and plans that include as participants only the Eligible Persons, their spouses, parents and/or children;

(3) insurance company separate accounts;

(4) accounts managed by subsidiaries of The Capital Group Companies, Inc.;

(5) an individual or entity with a substantial business relationship with The Capital Group Companies, Inc. or its affiliates, or an individual or entity related or relating to such individual or entity;

(6) wholesalers and full-time employees directly supporting wholesalers involved in the distribution of insurance company separate accounts whose underlying investments are managed by any affiliate of The Capital Group Companies, Inc.;

(7) full-time employees of banks that have sales agreements with American Funds Distributors who are solely dedicated to directly supporting the sale of mutual funds; and

(8) current or former clients of Capital Group Private Client Services and their family members who purchase their shares through Capital Group Private Client Services or American Funds Service Company.

Shares are offered at net asset value to these persons and organizations due to anticipated economies in sales effort and expense. Once an account is established under this net asset value privilege, additional investments can be made at net asset value for the life of the account. Depending on the financial intermediary holding your account, these privileges may be unavailable. Investors should consult their financial intermediary for further information.

Certain other investors may qualify to purchase shares without a sales charge, such as employees of The Capital Group Companies, Inc. and its affiliates. Please see the statement of additional information for further details.

Class C shares Class C shares are sold without any initial sales charge. American Funds Distributors pays 1% of the amount invested to dealers who sell Class C shares. A contingent deferred sales charge of 1% applies if Class C shares are sold within one year of purchase. The contingent deferred sales charge is eliminated one year after purchase.

Any contingent deferred sales charge paid by you on sales of Class C shares, expressed as a percentage of the applicable redemption amount, may be higher or lower than the percentages described above due to rounding.

Class T shares The initial sales charge you pay each time you buy Class T shares differs depending upon the amount you invest and may be reduced for larger purchases as indicated below. The “offering price,” the price you pay to buy shares, includes any applicable sales charge, which will be deducted directly from your investment. Shares acquired through reinvestment of dividends or capital gain distributions are not subject to an initial sales charge.

	Sales charge as a percentage of:
Investment	Offering price	Net amount invested
Less than $250,000	2.50%	2.56%
$250,000 but less than $500,000	2.00	2.04
$500,000 but less than $1 million	1.50	1.52
$1 million or more	1.00	1.01

The sales charge, expressed as a percentage of the offering price or the net amount invested, may be higher or lower than the percentages described in the table above due to rounding. This is because the dollar amount of the sales charge is determined by subtracting the net asset value of the shares purchased from the offering price, which is calculated to two decimal places using standard rounding criteria. The impact of rounding will vary with the size of the investment and the net asset value of the shares.

Class F shares Class F shares are sold without any initial or contingent deferred sales charge.

Contingent deferred sales charges Shares acquired through reinvestment of dividends or capital gain distributions are not subject to a contingent deferred sales charge. In addition, the contingent deferred sales charge may be waived in certain circumstances. See “Contingent deferred sales charge waivers” in the “Sales charge reductions and waivers” section of this prospectus. For purposes of determining the contingent deferred sales charge, if you sell only some of your shares, shares that are not subject to any contingent deferred sales charge will be sold first, followed by shares that you have owned the longest.

Tax-exempt income funds / Prospectus     46

Sales charge reductions and waivers To receive a reduction in your Class A initial sales charge, you must let your financial professional or American Funds Service Company know at the time you purchase shares that you qualify for such a reduction. If you do not let your financial professional or American Funds Service Company know that you are eligible for a reduction, you may not receive the sales charge discount to which you are otherwise entitled. In order to determine your eligibility to receive a sales charge discount, it may be necessary for you to provide your financial professional or American Funds Service Company with information and records (including account statements) of all relevant accounts invested in American Funds. You may need to invest directly through American Funds Service Company in order to receive the sales charge waivers described in this prospectus. Investors should consult their financial intermediary for further information. Certain financial intermediaries that distribute shares of American Funds may impose different sales charge waivers than those described in this prospectus. Such variations in sales charge waivers are described in an appendix to this prospectus titled “Sales charge waivers.” Note that such sales charge waivers and discounts offered through a particular intermediary, as set forth in the appendix to this prospectus, are implemented and administered solely by that intermediary. Please contact the applicable intermediary to ensure that you understand the steps you must take in order to qualify for any available waivers or discounts.

In addition to the information in this prospectus, you may obtain more information about share classes, sales charges and sales charge reductions and waivers through a link on the home page of our website at capitalgroup.com, from the statement of additional information or from your financial professional.

Reducing your Class A initial sales charge Consistent with the policies described in this prospectus, you and your “immediate family” (your spouse — or equivalent, if recognized under local law, your children under the age of 21 or disabled adult dependents covered by ABLE accounts) may combine all of your American Funds investments to reduce Class A sales charges. However, for this purpose, investments representing direct purchases of American Funds U.S. Government Money Market Fund Class A shares are excluded. Following are different ways that you may qualify for a reduced Class A sales charge:

Aggregating accounts To receive a reduced Class A sales charge, investments made by you and your immediate family (see above) may be aggregated if made for your own account(s) and/or certain other accounts, such as:

· individual-type employee benefit plans, such as an IRA, single-participant Keogh-type plan, or a participant account of a 403(b) plan that is treated as an individual-type plan for sales charge purposes (see “Purchases by certain 403(b) plans” under “Rollovers from retirement plans to IRAs” below);

· SEP plans and SIMPLE IRA plans established after November 15, 2004, by an employer adopting any plan document other than a prototype plan produced by American Funds Distributors;

· business accounts solely controlled by you or your immediate family (for example, you own the entire business);

· trust accounts established by you or your immediate family (for trusts with only one primary beneficiary, upon the trustor’s death the trust account may be aggregated with such beneficiary’s own accounts; for trusts with multiple primary beneficiaries, upon the trustor’s death the trustees of the trust may instruct American Funds Service Company to establish separate trust accounts for each primary beneficiary; each primary beneficiary’s separate trust account may then be aggregated with such beneficiary’s own accounts);

· endowments or foundations established and controlled by you or your immediate family; or

· 529 accounts, which will be aggregated at the account owner level (Class 529-E accounts may only be aggregated with an eligible employer plan).

Individual purchases by a trustee(s) or other fiduciary(ies) may also be aggregated if the investments are:

· for a single trust estate or fiduciary account, including employee benefit plans other than the individual-type employee benefit plans described above;

· made for two or more employee benefit plans of a single employer or of affiliated employers as defined in the 1940 Act, excluding the individual-type employee benefit plans described above;

· for a diversified common trust fund or other diversified pooled account not specifically formed for the purpose of accumulating fund shares;

· for nonprofit, charitable or educational organizations, or any endowments or foundations established and controlled by such organizations, or any employer-sponsored retirement plans established for the benefit of the employees of such organizations, their endowments, or their foundations;

· for participant accounts of a 403(b) plan that is treated as an employer-sponsored plan for sales charge purposes (see “Purchases by certain 403(b) plans” under “Rollovers from retirement plans to IRAs” below), or made for participant accounts of two or more such plans, in each case of a single employer or affiliated employers as defined in the 1940 Act; or

· for a SEP or SIMPLE IRA plan established after November 15, 2004, by an employer adopting a prototype plan produced by American Funds Distributors.

Purchases made for nominee or street name accounts (securities held in the name of an investment dealer or another nominee such as a bank trust department instead of the customer) may not be aggregated with those made for other accounts and may not be aggregated with other nominee or street name accounts unless otherwise qualified as described above.

Joint accounts may be aggregated with other accounts belonging to the primary owner and/or his or her immediate family. The primary owner of a joint account is the individual responsible for taxes on the account.

Concurrent purchases You may reduce your Class A sales charge by combining simultaneous purchases (including, upon your request, purchases for gifts) of all classes of shares in American Funds. Shares of American Funds U.S. Government Money Market Fund purchased through an exchange, reinvestment or cross-reinvestment from a fund having a sales charge also qualify. However, direct

47     Tax-exempt income funds / Prospectus

purchases of American Funds U.S. Government Money Market Fund Class A shares are excluded. If you currently have individual holdings in American Legacy variable annuity contracts or variable life insurance policies that were established on or before March 31, 2007, you may continue to combine purchases made under such contracts and policies to reduce your Class A sales charge.

Rights of accumulation Subject to the limitations described in the aggregation policy, you may take into account your accumulated holdings in all share classes of American Funds to determine your sales charge on investments in accounts eligible to be aggregated. Direct purchases of American Funds U.S. Government Money Market Fund Class A shares are excluded. Subject to your investment dealer’s or recordkeeper’s capabilities, your accumulated holdings will be calculated as the higher of (a) the current value of your existing holdings (the “market value”) as of the day prior to your American Funds investment or (b) the amount you invested (including reinvested dividends and capital gains, but excluding capital appreciation) less any withdrawals (the “cost value”). Depending on the entity on whose books your account is held, the value of your holdings in that account may not be eligible for calculation at cost value. For example, accounts held in nominee or street name may not be eligible for calculation at cost value and instead may be calculated at market value for purposes of rights of accumulation.

The value of all of your holdings in accounts established in calendar year 2005 or earlier will be assigned an initial cost value equal to the market value of those holdings as of the last business day of 2005. Thereafter, the cost value of such accounts will increase or decrease according to actual investments or withdrawals. You must contact your financial professional or American Funds Service Company if you have additional information that is relevant to the calculation of the value of your holdings.

When determining your American Funds Class A sales charge, if your investment is not in an employer-sponsored retirement plan, you may also continue to take into account the market value (as of the day prior to your American Funds investment) of your individual holdings in various American Legacy variable annuity contracts and variable life insurance policies that were established on or before March 31, 2007. An employer-sponsored retirement plan may also continue to take into account the market value of its investments in American Legacy Retirement Investment Plans that were established on or before March 31, 2007.

You may not purchase Class C shares of American High-Income Municipal Bond Fund or American Funds Tax-Exempt Fund of New York if such combined American Funds and American Funds Legacy holdings cause you to be eligible to purchase Class A shares at the $1 million or more sales charge discount rate (i.e., at net asset value).

If you make a gift of American Funds Class A shares, upon your request, you may purchase the shares at the sales charge discount allowed under rights of accumulation of all of your American Funds and applicable American Legacy accounts.

You should retain any records necessary to substantiate the historical amounts you have invested.

Statement of intention You may reduce your Class A sales charge by establishing a statement of intention. A statement of intention is a nonbinding commitment that allows you to combine all purchases of all American Funds share classes (excluding American Funds U.S. Government Money Market Fund) that you intend to make over a 13-month period to determine the applicable sales charge; however, purchases made under a right of reinvestment, appreciation of your holdings, and reinvested dividends and capital gains do not count as purchases made during the statement period. Your accumulated holdings (as described and calculated under “Rights of accumulation” above) eligible to be aggregated as of the day immediately before the start of the statement period may be credited toward satisfying the statement. A portion of your account may be held in escrow to cover additional Class A sales charges that may be due if your total purchases over the statement period do not qualify you for the applicable sales charge reduction.

The statement of intention period starts on the date on which your first purchase made toward satisfying the statement of intention is processed. Your accumulated holdings (as described above under “Rights of accumulation”) eligible to be aggregated as of the day immediately before the start of the statement of intention period may be credited toward satisfying the statement of intention.

You may revise the commitment you have made in your statement of intention upward at any time during the statement of intention period. If your prior commitment has not been met by the time of the revision, the statement of intention period during which purchases must be made will remain unchanged. Purchases made from the date of the revision will receive the reduced sales charge, if any, resulting from the revised statement of intention. If your prior commitment has been met by the time of the revision, your original statement of intention will be considered met and a new statement of intention will be established.

The statement of intention will be considered completed if the shareholder dies within the 13-month statement of intention period. Commissions to dealers will not be adjusted or paid on the difference between the statement of intention amount and the amount actually invested before the shareholder’s death.

When a shareholder elects to use a statement of intention, shares equal to 5% of the dollar amount specified in the statement of intention may be held in escrow in the shareholder’s account out of the initial purchase (or subsequent purchases, if necessary) by American Funds Service Company. All dividends and any capital gain distributions on shares held in escrow will be credited to the shareholder’s account in shares (or paid in cash, if requested). If the intended investment is not completed within the specified statement of intention period the investments made during the statement period will be adjusted to reflect the difference between the sales charge actually paid and the sales charge which would have been paid if the total of such purchases had been made at a single time. Any dealers assigned to the shareholder’s account at the time a purchase was made during the statement period will receive a corresponding commission adjustment if appropriate.

In addition, if you currently have individual holdings in American Legacy variable annuity contracts or variable life insurance policies that were established on or before March 31, 2007, you may continue to apply purchases under such contracts and policies to a statement of intention.

Tax-exempt income funds / Prospectus     48

Shareholders purchasing shares at a reduced sales charge under a statement of intention indicate their acceptance of these terms and those in the prospectus with their first purchase.

Reducing your Class T initial sales charge Consistent with the policies described in this prospectus, the initial sales charge you pay each time you buy Class T shares may differ depending upon the amount you invest and may be reduced for larger purchases. Additionally, Class T shares acquired through reinvestment of dividends or capital gain distributions are not subject to an initial sales charge. Sales charges on Class T shares are applied on a transaction-by-transaction basis, and, accordingly, Class T shares are not eligible for any other sales charge waivers or reductions, including through the aggregation of Class T shares concurrently purchased by other related accounts or in other American Funds. The sales charge applicable to Class T shares may not be reduced by establishing a statement of intention, and rights of accumulation are not available for Class T shares.

Right of reinvestment If you notify American Funds Service Company prior to the time of reinvestment, you may reinvest proceeds from a redemption, dividend payment or capital gain distribution without a sales charge in the same fund or other American Funds, provided that the reinvestment occurs within 90 days after the date of the redemption, dividend payment or distribution and is made into the same account from which you redeemed the shares or received the dividend payment or distribution. If the account has been closed, you may reinvest without a sales charge if the new receiving account has the same registration as the closed account and the reinvestment is made within 90 days after the date of redemption, dividend payment or distribution.

Proceeds from a redemption and all dividend payments and capital gain distributions will be reinvested in the same share class from which the original redemption, dividend payment or distribution was made. Any contingent deferred sales charge on Class A or C shares will be credited to your account. Redemption proceeds of Class A shares representing direct purchases in American Funds U.S. Government Money Market Fund that are reinvested in other American Funds will be subject to a sales charge.

Proceeds will be reinvested at the next calculated net asset value after your request is received by American Funds Service Company, provided that your request contains all information and legal documentation necessary to process the transaction. For purposes of this “right of reinvestment policy,” automatic transactions (including, for example, automatic purchases, withdrawals and payroll deductions) and ongoing retirement plan contributions are not eligible for investment without a sales charge. This paragraph does not apply to certain rollover investments as described under “Rollovers from retirement plans to IRAs” in this prospectus. Depending on the financial intermediary holding your account, your reinvestment privileges may be unavailable or differ from those described in this prospectus. Investors should consult their financial intermediary for further information.

49     Tax-exempt income funds / Prospectus

Contingent deferred sales charge waivers The contingent deferred sales charge on Class A and C shares will be waived in the following cases:

· permitted exchanges of shares, except if shares acquired by exchange are then redeemed within the period during which a contingent deferred sales charge would apply to the initial shares purchased;

· tax-free returns of excess contributions to IRAs;

· redemptions due to death or postpurchase disability of the shareholder (this generally excludes accounts registered in the names of trusts and other entities);

· in the case of joint tenant accounts, if one joint tenant dies, a surviving joint tenant, at the time he or she notifies American Funds Service Company of the other joint tenant’s death and removes the decedent’s name from the account, may redeem shares from the account without incurring a contingent deferred sales charge; however, redemptions made after American Funds Service Company is notified of the death of a joint tenant will be subject to a contingent deferred sales charge;

· redemptions due to the complete termination of a trust upon the death of the trustor/grantor or beneficiary, but only if such termination is specifically provided for in the trust document;

· shares redeemed at the discretion of American Funds Service Company for accounts that do not meet the fund’s minimum investment requirements, as described in this prospectus; and

· the following types of transactions, if they do not exceed 12% of the value of an account annually:

— required minimum distributions taken from retirement accounts in accordance with IRS regulations; and

— redemptions through an automatic withdrawal plan (“AWP”) (see “Automatic withdrawals” under “Shareholder account services and privileges” in the statement of additional information). For each AWP payment, assets that are not subject to a contingent deferred sales charge, such as shares acquired through reinvestment of dividends and/or capital gain distributions, will be redeemed first and will count toward the 12% limit. If there is an insufficient amount of assets not subject to a contingent deferred sales charge to cover a particular AWP payment, shares subject to the lowest contingent deferred sales charge will be redeemed next until the 12% limit is reached. Any dividends and/or capital gain distributions taken in cash by a shareholder who receives payments through an AWP will also count toward the 12% limit. In the case of an AWP, the 12% limit is calculated at the time an automatic redemption is first made, and is recalculated at the time each additional automatic redemption is made. Shareholders who establish an AWP should be aware that the amount of a payment not subject to a contingent deferred sales charge may vary over time depending on fluctuations in the value of their accounts. This privilege may be revised or terminated at any time.

For purposes of this paragraph, “account” means your investment in the applicable class of shares of the particular fund from which you are making the redemption.

The contingent deferred sales charge on American Funds Class A shares may be waived in cases where the fund’s transfer agent determines the benefit to the fund of collecting the contingent deferred sales charge would be outweighed by the cost of applying it.

Contingent deferred sales charge waivers are allowed only in the cases listed here and in the statement of additional information.

To have your Class A or C contingent deferred sales charge waived, you must inform your financial professional or American Funds Service Company at the time you redeem shares that you qualify for such a waiver.

Other sales charge waivers Purchases of Class A shares through a self-clearing broker-dealer firm generally incur a sales charge. However, self-clearing broker-dealer firms may extend the 90 day right of reinvestment to allow reinvestment in Class A shares without a sales charge in cases where fund shareholders request reinvestment of a required minimum distribution from an Individual Retirement Account if such requirement is waived by regulation or legislation (“waived RMD reinvestment”), provided that the self-clearing broker-dealer firm has specific language in this prospectus to such effect. If a self-clearing firm does not have their own policies listed in the prospectus waived RMD reinvestments are not available without a sales charge. Firm specific language is located in the Appendix to the prospectus. A self-clearing broker-dealer firm is a firm that holds some or all of the assets in your account, executes trades for the assets held on its platform internally rather than through the fund’s transfer agent or a third-party clearing firm and provides account statements and tax reporting to you. The largest broker-dealer firms are typically self-clearing. For all other broker-dealer firms, shares purchased through a waived RMD reinvestment are available at net asset value.

For accounts held with the fund’s transfer agent, purchases of Class A shares through waived RMD reinvestments are not subject to sales charges. If you have any questions, ask your financial professional whether Class A shares purchased through these policies are available without a sales charge.

Waived RMD investments distributed from Class C shares will be reinvested in C shares. In addition, any contingent deferred sales change paid on Class A and Class C share distributions under this policy will be credited to your account when reinvested.

Waivers of all or a portion of the contingent deferred sales charge on Class C shares and the sales charge on Class A shares will be granted for transactions requested by financial intermediaries as a result of (i) pending or anticipated regulatory matters that require investor accounts to be moved to a different share class or (ii) conversions of IRAs from brokerage to advisory accounts investing in Class F shares in cases where new investments in brokerage IRA accounts have been restricted by the intermediary.

Rollovers from retirement plans to IRAs The fund reserves the right not to make its shares available to tax-deferred retirement plans and accounts.

Assets from retirement plans may be invested in Class A, C or F shares through an IRA rollover, subject to the other provisions of this prospectus. Class C shares are not available if the assets are being rolled over from investments held in American Funds Recordkeeper Direct and PlanPremier retirement plan recordkeeping programs.

Tax-exempt income funds / Prospectus     50

Rollovers to IRAs from retirement plans that are rolled into Class A shares will be subject to applicable sales charges. The following rollovers to Class A shares will be made without a sales charge:

· rollovers to Capital Bank and Trust CompanySM IRAs if the assets were invested in any fund managed by the investment adviser or its affiliates at the time of distribution;

· rollovers to IRAs from 403(b) plans with Capital Bank and Trust Company as custodian; and

· rollovers to Capital Bank and Trust Company IRAs from investments held in American Funds Recordkeeper Direct and PlanPremier retirement plan recordkeeping programs.

IRA rollover assets that roll over without a sales charge as described above will not be subject to a contingent deferred sales charge, and investment dealers will be compensated solely with an annual service fee that begins to accrue immediately. All other rollovers invested in Class A shares, as well as future contributions to the IRA, will be subject to sales charges and to the terms and conditions generally applicable to Class A share investments as described in this prospectus and in the statement of additional information.

51     Tax-exempt income funds / Prospectus

Purchases by SEP plans and SIMPLE IRA plans Participant accounts in a Simplified Employee Pension (SEP) plan or a Savings Incentive Match Plan for Employees of Small Employers IRA (SIMPLE IRA) will be aggregated at the plan level for Class A sales charge purposes if an employer adopts a prototype plan produced by American Funds Distributors or (a) the employer or plan sponsor submits all contributions for all participating employees in a single contribution transmittal or the contributions are identified as related to the same plan; (b) each transmittal is accompanied by checks or wire transfers and generally must be submitted through the transfer agent’s automated contribution system if held on the fund’s books; and (c) if the fund is expected to carry separate accounts in the name of each plan participant and (i) the employer or plan sponsor notifies the funds’ transfer agent or the intermediary holding the account that the separate accounts of all plan participants should be linked and (ii) all new participant accounts are established by submitting the appropriate documentation on behalf of each new participant. Participant accounts in a SEP or SIMPLE plan that are eligible to aggregate their assets at the plan level may not also aggregate the assets with their individual accounts.

Purchases by certain 403(b) plans Tax-exempt funds in general should not serve as retirement plan investments.

A 403(b) plan may not invest in American Funds Class A or C shares unless such plan was invested in Class A or C shares before January 1, 2009.

Participant accounts of a 403(b) plan that invested in American Funds Class A or C shares and were treated as an individual-type plan for sales charge purposes before January 1, 2009, may continue to be treated as accounts of an individual-type plan for sales charge purposes. Participant accounts of a 403(b) plan that invested in American Funds Class A or C shares and were treated as an employer-sponsored plan for sales charge purposes before January 1, 2009, may continue to be treated as accounts of an employer-sponsored plan for sales charge purposes. Participant accounts of a 403(b) plan that was established on or after January 1, 2009, are treated as accounts of an employer-sponsored plan for sales charge purposes.

Moving between accounts American Funds investments by certain account types may be moved to other account types without incurring additional Class A sales charges. These transactions include:

·   redemption proceeds from a non-retirement account (for example, a joint tenant account) used to purchase fund shares in an IRA or other individual-type retirement account;

·   required minimum distributions from an IRA or other individual-type retirement account used to purchase fund shares in a non-retirement account; and

·   death distributions paid to a beneficiary’s account that are used by the beneficiary to purchase fund shares in a different account.

These privileges are generally available only if your account is held directly with the fund’s transfer agent or if the financial intermediary holding your account has the systems, policies and procedures to support providing the privileges on its systems. Investors should consult their financial intermediary for further information.

Plans of distribution The fund has plans of distribution, or “12b-1 plans,” for certain share classes under which it may finance activities intended primarily to sell shares, provided that the categories of expenses are approved in advance by the fund's board of trustees. The plans provide for payments, based on annualized percentages of average daily net assets, of:

Up to:	Share class(es)
Class A shares:
0.15%	American Funds Short-Term Tax-Exempt Bond Fund
0.25%	The Tax-Exempt Bond Fund of America, The Tax-Exempt Fund of California
0.30%	Limited Term Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, American Funds Tax-Exempt Fund of New York
0.50%	Class T and F-1 shares
1.00%	Class C shares

For all share classes indicated above, up to .25% (.15% for Class A shares of American Funds Short-Term Tax-Exempt Bond Fund) may be used to pay service fees to qualified dealers for providing certain shareholder services. The amount remaining for each share class, if any, may be used for distribution expenses.

The 12b-1 fees paid by each applicable share class of each fund, as a percentage of average net assets for the most recent fiscal year, are indicated in the prospectus in the Annual Fund Operating Expenses table for each fund. Since these fees are paid out of each fund’s assets on an ongoing basis, over time they may cost you more than paying other types of sales charges or service fees and reduce the return on your investment. The higher fees for Class C shares may cost you more over time than paying the initial sales charge for Class A or T shares.

Tax-exempt income funds / Prospectus     52

Other compensation to dealers American Funds Distributors, at its expense, provides additional compensation to investment dealers. These payments may be made, at the discretion of American Funds Distributors, to no more than the top 60 dealers (or their affiliates) with which it has a substantive distribution relationship involving the sale of American Funds. The amount will be determined using a formula applied consistently to dealers based on their assets under management. The level of payments made to a qualifying firm under the formula will not exceed .035% of eligible American Funds assets attributable to that dealer. Eligible assets are all American Funds assets other than Class R shares, Class F-3 shares, Class F shares held in IRAs and shares held in certain retirement accounts. Dealers may direct American Funds Distributors to exclude additional assets. In addition to the asset-based payment, American Funds Distributors provides $5 million to certain firms based on their engagement with American Funds Distributors and the level of American Funds assets under management at each such firm to recognize the commitment each of those firms has made to collaborating with American Funds Distributors on achieving advisor training and education objectives. In 2020, American Funds Distributors paid this amount to the following firms:

Edward Jones	Morgan Stanley Wealth Management
LPL Financial LLC	Raymond James Group
Merrill Lynch, Pierce, Fenner & Smith	Wells Fargo Advisors

American Funds Distributors compensates the firms to support various efforts, including, among other things, to:

· help defray the costs incurred by qualifying dealers in connection with efforts to educate financial professionals about American Funds so that they can make recommendations and provide services that are suitable and meet shareholder needs;

· help defray the costs associated with the dealer firms’ provision of account related services and activities and support the dealer firms’ distribution activities; and

· support meetings, conferences or other training and educational events hosted by the firm, and obtain relevant data regarding financial professional activities to facilitate American Funds Distributors’ training and education activities.

American Funds Distributors will, on an annual basis, determine the advisability of continuing these payments. Firms receiving additional compensation payments must sign a letter acknowledging the purpose of the payment and generally requiring the firms to (1) perform the due diligence necessary to include American Funds on their platform, (2) not provide financial professionals, branch managers or associated persons with any financial incentives to promote the sales of one approved fund group over another approved group, (3) provide opportunities for their clients to obtain individualized advice, (4) provide American Funds Distributors broad access to their financial professionals and product platforms and work together on mutual business objectives, and (5) work with the fund’s transfer agent to promote operational efficiencies and to facilitate necessary communication between American Funds and the firm’s clients who own shares of American Funds.

Separately, American Funds Distributors has identified certain firms that provide a self-directed platform for the public as well as clearing, custody and recordkeeping services for certain other intermediaries. In lieu of the formula described above, these firms receive up to .018% of assets under administration (excluding assets where the firm acts as a fiduciary and Class R shares). Firms may direct American Funds Distributors to exclude additional assets.

In addition to compensation through the formulas described above, American Funds Distributors provides compensation for, among other things, data (including fees to obtain information on financial professionals to better tailor training and education opportunities), account-related services, and operational improvements. American Funds Distributors estimates that in 2020 for the firms listed below, the compensation for such information and services was approximately:

Cetera	$120,000
Commonwealth Financial Network	$50,000
Fidelity Investments	$6,700,000
LPL Financial LLC	$1,800,000
Morgan Stanley Wealth Management	$4,300,000
Northwestern Mutual Investment Services LLC	$75,000
OneAmerica	$35,000
UBS Financial Services Inc.	$300,000
Wells Fargo Advisors	$450,000

American Funds Distributors also pays expenses associated with meetings and other training and educational opportunities conducted by selling dealers, advisory platform providers and other intermediaries to facilitate educating financial professionals and shareholders about American Funds.

American Funds Distributors pays the recordkeepers listed below up to $1 million annually for product services, platform consideration, participation at recordkeeper-sponsored events and co-branding and other marketing services. The amount of the payment is based on the level of services and the access provided by the recordkeeper.

Empower (Great West Life & Annuity Insurance Company)	MML Investors Services
John Hancock	Transamerica

If investment advisers, distributors or other affiliates of mutual funds pay additional compensation or other incentives to investment dealers in differing amounts, dealer firms and their financial professionals may have financial incentives for recommending a particular mutual fund

53     Tax-exempt income funds / Prospectus

over other mutual funds or investments, creating a potential conflict of interest. You should consult with your financial professional and review carefully any disclosure by your financial professional’s firm as to compensation received.

Fund expenses In periods of market volatility, assets of the fund may decline significantly, causing total annual fund operating expenses (as a percentage of the value of your investment) to become higher than the numbers shown in the Annual Fund Operating Expenses tables under “Fees and expenses of the fund” in this prospectus.

For all share classes, “Other expenses” items in the Annual Fund Operating Expenses tables in this prospectus include fees for administrative services provided by the fund’s investment adviser and its affiliates. Administrative services are provided by the investment adviser and its affiliates to help assist third parties providing non-distribution services to fund shareholders. These services include providing in-depth information on the fund and market developments that impact fund investments. Administrative services also include, but are not limited to, coordinating, monitoring and overseeing third parties that provide services to fund shareholders. The Administrative Services Agreement between the fund and the investment adviser provides the fund the ability to charge an administrative services fee of .05% for all share classes. The fund’s investment adviser receives an administrative services fee at the annual rate of .03% of the average daily net assets of the fund attributable to Class A, C, T and F shares (which could be increased as noted above) for its provision of administrative services.

The “Other expenses” items in the Annual Fund Operating Expenses table also include custodial, legal and transfer agent (and, if applicable, subtransfer agent/recordkeeping) payments and various other expenses applicable to all share classes.

Subtransfer agent/recordkeeping payments may be made to third parties (including affiliates of the fund’s investment adviser) that provide subtransfer agent, recordkeeping and/or shareholder services with respect to certain shareholder accounts in lieu of the transfer agent providing such services. The amount paid for subtransfer agent/recordkeeping services varies depending on the share class and services provided, and typically ranges from $3 to $18 per account. Although Class F-3 shares are not subject to any subtransfer agency or recordkeeping fees, Class F-1 and F-2 shares are subject to subtransfer agency fees of up to .12% of fund assets.

Tax-exempt income funds / Prospectus     54

Financial highlights The Financial Highlights tables are intended to help you understand the fund’s results for the past five fiscal years. Certain information reflects financial results for a single share of a particular class. The total returns in the tables represent the rate that an investor would have earned or lost on an investment in the fund (assuming reinvestment of all dividends and capital gain distributions). Where indicated, figures in the tables reflect the impact, if any, of certain reimbursements from Capital Research and Management Company. For more information about these reimbursements, see the fund’s statement of additional information and annual reports. The information in the Financial Highlights tables for American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York has been audited by PricewaterhouseCoopers LLP. The current report of PricewaterhouseCoopers LLP, along with the fund’s financial statements, are included in the statement of additional information for the fund, which is available upon request.

American Funds Short-Term Tax-Exempt Bond Fund

		Income from investment operations[1]				Dividends and distributions
Year ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations		Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)		Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class A:
7/31/2021	$10.37	$.07	$(.01)	$.06		$(.07)	$(.03)	$(.10)	$10.33	.56%		$1,161.57%				.57%		.68%
7/31/2020	10.19	.13	.18	.31		(.13)	—	(.13)	10.37	3.07		938.58				.58		1.27
7/31/2019	10.04	.16	.15	.31		(.16)	—	(.16)	10.19	3.09		767.59				.59		1.56
7/31/2018	10.15	.13	(.11)	.02		(.13)	—	(.13)	10.04	.24		752.58				.58		1.33
7/31/2017	10.22	.12	(.07)	.05		(.12)	—	(.12)	10.15	.46		739.59				.59		1.15
Class T:
7/31/2021	10.37	.09	(.01)	.08		(.09)	(.03)	(.12)	10.33	.72	[4]	—	[5]	.42	[4]	.42	[4]	.84	[4]
7/31/2020	10.19	.15	.18	.33		(.15)	—	(.15)	10.37	3.22	[4]	—	[5]	.43	[4]	.42	[4]	1.43	[4]
7/31/2019	10.04	.17	.15	.32		(.17)	—	(.17)	10.19	3.20	[4]	—	[5]	.47	[4]	.47	[4]	1.67	[4]
7/31/2018	10.15	.15	(.11)	.04		(.15)	—	(.15)	10.04	.36	[4]	—	[5]	.47	[4]	.47	[4]	1.44	[4]
7/31/2017[6,7]	10.11	.04	.04	.08		(.04)	—	(.04)	10.15	.82	[4,8]	—	[5]	.15	[4,8]	.15	[4,8]	.42	[4,8]
Class F-1:
7/31/2021	10.37	.05	(.01)	.04		(.05)	(.03)	(.08)	10.33	.37		9.76				.76		.51
7/31/2020	10.19	.11	.18	.29		(.11)	—	(.11)	10.37	2.87		9.77				.76		1.08
7/31/2019	10.04	.13	.15	.28		(.13)	—	(.13)	10.19	2.85		7.81				.81		1.34
7/31/2018	10.15	.11	(.11)	—	[9]	(.11)	—	(.11)	10.04	.02		7.80				.80		1.10
7/31/2017	10.22	.09	(.07)	.02		(.09)	—	(.09)	10.15	.23		9.82				.82		.92
Class F-2:
7/31/2021	10.37	.08	(.01)	.07		(.08)	(.03)	(.11)	10.33	.68		290.45				.45		.80
7/31/2020	10.19	.14	.18	.32		(.14)	—	(.14)	10.37	3.19		218.46				.45		1.40
7/31/2019	10.04	.17	.15	.32		(.17)	—	(.17)	10.19	3.17		182.49				.49		1.67
7/31/2018	10.15	.14	(.11)	.03		(.14)	—	(.14)	10.04	.28		52.54				.54		1.37
7/31/2017	10.22	.12	(.07)	.05		(.12)	—	(.12)	10.15	.49		47.57				.57		1.17
Class F-3:
7/31/2021	10.37	.09	(.01)	.08		(.09)	(.03)	(.12)	10.33	.75		107.39				.38		.86
7/31/2020	10.19	.15	.18	.33		(.15)	—	(.15)	10.37	3.25		74.40				.39		1.44
7/31/2019	10.04	.17	.15	.32		(.17)	—	(.17)	10.19	3.23		52.44				.44		1.71
7/31/2018	10.15	.15	(.11)	.04		(.15)	—	(.15)	10.04	.38		45.44				.44		1.45
7/31/2017[6,10]	10.07	.07	.08	.15		(.07)	—	(.07)	10.15	1.49	[8]	77.47			[11]	.47	[11]	1.35	[11]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	49%	65%	50%	34%	26%

1 Based on average shares outstanding.

2 Total returns exclude any applicable sales charges, including contingent deferred sales charges.

3 This column reflects the impact, if any, of certain reimbursements from Capital Research and Management Company. During some of the years shown, Capital Research and Management Company reimbursed a portion of miscellaneous fees and expenses.

4 All or a significant portion of assets in this class consisted of seed capital invested by Capital Research and Management Company and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.

5 Amount less than $1 million.

6 Based on operations for a period that is less than a full year.

7 Class T shares began investment operations on April 7, 2017.

8 Not annualized.

9 Amount less than $.01.

10 Class F-3 shares began investment operations on January 27, 2017.

11 Annualized.

55     Tax-exempt income funds / Prospectus

Limited Term Tax-Exempt Bond Fund of America

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$16.23	$.16	$.08	$.24	$(.16)	$(.09)	$(.25)	$16.22	1.50%		$4,273.58%				.98%
7/31/2020	15.93	.25	.36	.61	(.26)	(.05)	(.31)	16.23	3.88		3,539.60				1.58
7/31/2019	15.52	.31	.41	.72	(.31)	—	(.31)	15.93	4.71		3,060.59				2.00
7/31/2018	15.77	.31	(.25)	.06	(.31)	—	(.31)	15.52	.40		3,057.59				2.00
7/31/2017	16.04	.32	(.27)	.05	(.32)	—	(.32)	15.77	.34		3,038.59				2.04
Class C:
7/31/2021	16.23	.04	.08	.12	(.04)	(.09)	(.13)	16.22	.78		18		1.28		.28
7/31/2020	15.93	.13	.36	.49	(.14)	(.05)	(.19)	16.23	3.16		16		1.30		.89
7/31/2019	15.52	.20	.41	.61	(.20)	—	(.20)	15.93	3.94		18		1.33		1.27
7/31/2018	15.77	.20	(.25)	(.05)	(.20)	—	(.20)	15.52	(.34)		20		1.34		1.26
7/31/2017	16.04	.20	(.27)	(.07)	(.20)	—	(.20)	15.77	(.40)		25		1.33		1.30
Class T:
7/31/2021	16.23	.21	.08	.29	(.21)	(.09)	(.30)	16.22	1.80	[3]	—	[4]	.28	[3]	1.29	[3]
7/31/2020	15.93	.29	.36	.65	(.30)	(.05)	(.35)	16.23	4.18	[3]	—	[4]	.30	[3]	1.89	[3]
7/31/2019	15.52	.35	.41	.76	(.35)	—	(.35)	15.93	4.99	[3]	—	[4]	.33	[3]	2.27	[3]
7/31/2018	15.77	.36	(.25)	.11	(.36)	—	(.36)	15.52	.68	[3]	—	[4]	.33	[3]	2.26	[3]
7/31/2017[5,6]	15.68	.12	.09	.21	(.12)	—	(.12)	15.77	1.32	[3,7]	—	[4]	.10	[3,7]	.74	[3,7]
Class F-1:
7/31/2021	16.23	.15	.08	.23	(.15)	(.09)	(.24)	16.22	1.46		86.61				.97
7/31/2020	15.93	.24	.36	.60	(.25)	(.05)	(.30)	16.23	3.85		97.62				1.54
7/31/2019	15.52	.30	.41	.71	(.30)	—	(.30)	15.93	4.63		60.67				1.93
7/31/2018	15.77	.30	(.25)	.05	(.30)	—	(.30)	15.52	.33		64.66				1.93
7/31/2017	16.04	.31	(.27)	.04	(.31)	—	(.31)	15.77	.26		83.67				1.96
Class F-2:
7/31/2021	16.23	.20	.08	.28	(.20)	(.09)	(.29)	16.22	1.74		1,185.34				1.21
7/31/2020	15.93	.28	.36	.64	(.29)	(.05)	(.34)	16.23	4.12		777.36				1.81
7/31/2019	15.52	.34	.41	.75	(.34)	—	(.34)	15.93	4.91		500.39				2.20
7/31/2018	15.77	.34	(.25)	.09	(.34)	—	(.34)	15.52	.58		353.41				2.18
7/31/2017	16.04	.35	(.27)	.08	(.35)	—	(.35)	15.77	.51		309.42				2.22
Class F-3:
7/31/2021	16.23	.21	.08	.29	(.21)	(.09)	(.30)	16.22	1.84		1,042.24				1.27
7/31/2020	15.93	.30	.36	.66	(.31)	(.05)	(.36)	16.23	4.23		422.26				1.91
7/31/2019	15.52	.36	.41	.77	(.36)	—	(.36)	15.93	5.02		308.30				2.29
7/31/2018	15.77	.36	(.25)	.11	(.36)	—	(.36)	15.52	.70		187.30				2.29
7/31/2017[5,8]	15.59	.19	.18	.37	(.19)	—	(.19)	15.77	2.37	[7]	112.30			[9]	2.36	[9]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	43%	56%	42%	28%	27%

1 Based on average shares outstanding.

2 Total returns exclude any applicable sales charges, including contingent deferred sales charges.

3 All or a significant portion of assets in this class consisted of seed capital invested by Capital Research and Management Company and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.

4 Amount less than $1 million.

5 Based on operations for a period that is less than a full year.

6 Class T shares began investment operations on April 7, 2017.

7 Not annualized.

8 Class F-3 shares began investment operations on January 27, 2017.

9 Annualized.

Tax-exempt income funds / Prospectus     56

The Tax-Exempt Bond Fund of America

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$13.54	$.28	$.26	$.54	$(.28)	$(.02)	$(.30)	$13.78	4.06%		$14,558.51%				2.07%
7/31/2020	13.29	.33	.25	.58	(.33)	—	(.33)	13.54	4.40		12,623.52				2.46
7/31/2019	12.81	.37	.47	.84	(.36)	—	(.36)	13.29	6.71		10,868.52				2.84
7/31/2018	12.98	.38	(.17)	.21	(.38)	—	(.38)	12.81	1.60		10,102.53				2.91
7/31/2017	13.40	.40	(.42)	(.02)	(.40)	—	(.40)	12.98	(.09)		9,692.53				3.12
Class C:
7/31/2021	13.54	.18	.26	.44	(.18)	(.02)	(.20)	13.78	3.28		370		1.26		1.33
7/31/2020	13.29	.23	.25	.48	(.23)	—	(.23)	13.54	3.64		376		1.26		1.73
7/31/2019	12.81	.27	.47	.74	(.26)	—	(.26)	13.29	5.88		407		1.31		2.06
7/31/2018	12.98	.27	(.17)	.10	(.27)	—	(.27)	12.81	.80		432		1.32		2.12
7/31/2017	13.40	.30	(.42)	(.12)	(.30)	—	(.30)	12.98	(.88)		474		1.32		2.33
Class T:
7/31/2021	13.54	.32	.26	.58	(.32)	(.02)	(.34)	13.78	4.32	[3]	—	[4]	.26	[3]	2.31	[3]
7/31/2020	13.29	.36	.25	.61	(.36)	—	(.36)	13.54	4.65	[3]	—	[4]	.27	[3]	2.70	[3]
7/31/2019	12.81	.40	.47	.87	(.39)	—	(.39)	13.29	6.93	[3]	—	[4]	.32	[3]	3.05	[3]
7/31/2018	12.98	.40	(.17)	.23	(.40)	—	(.40)	12.81	1.83	[3]	—	[4]	.32	[3]	3.12	[3]
7/31/2017[5,6]	12.85	.14	.13	.27	(.14)	—	(.14)	12.98	2.07	[3,7]	—	[4]	.10	[3,7]	1.06	[3,7]
Class F-1:
7/31/2021	13.54	.27	.26	.53	(.27)	(.02)	(.29)	13.78	3.97		270.59				2.00
7/31/2020	13.29	.32	.25	.57	(.32)	—	(.32)	13.54	4.31		313.60				2.39
7/31/2019	12.81	.36	.47	.83	(.35)	—	(.35)	13.29	6.58		338.64				2.72
7/31/2018	12.98	.36	(.17)	.19	(.36)	—	(.36)	12.81	1.48		370.65				2.80
7/31/2017	13.40	.39	(.43)	(.04)	(.38)	—	(.38)	12.98	(.22)		461.66				2.99
Class F-2:
7/31/2021	13.54	.31	.26	.57	(.31)	(.02)	(.33)	13.78	4.24		5,469.33				2.24
7/31/2020	13.29	.35	.25	.60	(.35)	—	(.35)	13.54	4.59		3,814.34				2.63
7/31/2019	12.81	.39	.47	.86	(.38)	—	(.38)	13.29	6.86		2,778.38				2.98
7/31/2018	12.98	.39	(.17)	.22	(.39)	—	(.39)	12.81	1.74		2,177.39				3.05
7/31/2017	13.40	.42	(.42)	— [8]	(.42)	—	(.42)	12.98	.03		1,909.41				3.24
Class F-3:
7/31/2021	13.54	.32	.26	.58	(.32)	(.02)	(.34)	13.78	4.35		6,718.23				2.36
7/31/2020	13.29	.36	.25	.61	(.36)	—	(.36)	13.54	4.70		7,950.24				2.74
7/31/2019	12.81	.41	.47	.88	(.40)	—	(.40)	13.29	6.97		6,570.27				3.09
7/31/2018	12.98	.41	(.17)	.24	(.41)	—	(.41)	12.81	1.84		5,397.28				3.11
7/31/2017[5,9]	12.75	.22	.23	.45	(.22)	—	(.22)	12.98	3.54	[7]	1,555.29			[10]	3.34	[10]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	21%	24%	20%	17%	20%

1 Based on average shares outstanding.

2 Total returns exclude any applicable sales charges, including contingent deferred sales charges.

3 All or a significant portion of assets in this class consisted of seed capital invested by Capital Research and Management Company and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.

4 Amount less than $1 million.

5 Based on operations for a period that is less than a full year.

6 Class T shares began investment operations on April 7, 2017.

7 Not annualized.

8 Amount less than $.01.

9 Class F-3 shares began investment operations on January 27, 2017.

10 Annualized.

57     Tax-exempt income funds / Prospectus

American High-Income Municipal Bond Fund

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$16.20	$.48	$1.04	$1.52	$(.49)	$(.03)	$(.52)	$17.20	9.52%		$5,875.65%				2.91%
7/31/2020	16.33	.59	(.17)	.42	(.54)	(.01)	(.55)	16.20	2.68		4,871.68				3.63
7/31/2019	15.78	.58	.54	1.12	(.57)	—	(.57)	16.33	7.28		4,637.68				3.67
7/31/2018	15.73	.59	.04	.63	(.58)	—	(.58)	15.78	4.05		4,062.69				3.72
7/31/2017	16.21	.60	(.49)	.11	(.59)	—	(.59)	15.73	.76		3,645.67				3.86
Class C:
7/31/2021	16.20	.36	1.04	1.40	(.37)	(.03)	(.40)	17.20	8.76		209		1.35		2.22
7/31/2020	16.33	.48	(.17)	.31	(.43)	(.01)	(.44)	16.20	1.97		203		1.38		2.93
7/31/2019	15.78	.47	.54	1.01	(.46)	—	(.46)	16.33	6.49		238		1.41		2.94
7/31/2018	15.73	.47	.04	.51	(.46)	—	(.46)	15.78	3.29		227		1.43		2.97
7/31/2017	16.21	.48	(.49)	(.01)	(.47)	—	(.47)	15.73	—		229		1.43		3.10
Class T:
7/31/2021	16.20	.53	1.04	1.57	(.54)	(.03)	(.57)	17.20	9.84	[3]	—	[4]	.35	[3]	3.21	[3]
7/31/2020	16.33	.64	(.17)	.47	(.59)	(.01)	(.60)	16.20	2.99	[3]	—	[4]	.38	[3]	3.92	[3]
7/31/2019	15.78	.62	.54	1.16	(.61)	—	(.61)	16.33	7.55	[3]	—	[4]	.42	[3]	3.93	[3]
7/31/2018	15.73	.63	.04	.67	(.62)	—	(.62)	15.78	4.34	[3]	—	[4]	.43	[3]	3.98	[3]
7/31/2017[5,6]	15.50	.20	.23	.43	(.20)	—	(.20)	15.73	2.77	[3,7]	—	[4]	.12	[3,7]	1.28	[3,7]
Class F-1:
7/31/2021	16.20	.48	1.04	1.52	(.49)	(.03)	(.52)	17.20	9.50		125.68				2.90
7/31/2020	16.33	.59	(.17)	.42	(.54)	(.01)	(.55)	16.20	2.66		146.70				3.60
7/31/2019	15.78	.57	.54	1.11	(.56)	—	(.56)	16.33	7.21		180.74				3.61
7/31/2018	15.73	.58	.04	.62	(.57)	—	(.57)	15.78	3.99		208.75				3.65
7/31/2017	16.21	.59	(.49)	.10	(.58)	—	(.58)	15.73	.68		234.75				3.77
Class F-2:
7/31/2021	16.20	.52	1.04	1.56	(.53)	(.03)	(.56)	17.20	9.78		1,773.41				3.13
7/31/2020	16.33	.63	(.17)	.46	(.58)	(.01)	(.59)	16.20	2.93		1,186.44				3.86
7/31/2019	15.78	.61	.54	1.15	(.60)	—	(.60)	16.33	7.49		1,114.47				3.87
7/31/2018	15.73	.62	.04	.66	(.61)	—	(.61)	15.78	4.26		798.49				3.91
7/31/2017	16.21	.63	(.49)	.14	(.62)	—	(.62)	15.73	.93		605.50				4.05
Class F-3:
7/31/2021	16.20	.54	1.04	1.58	(.55)	(.03)	(.58)	17.20	9.89		1,914.31				3.22
7/31/2020	16.33	.65	(.17)	.48	(.60)	(.01)	(.61)	16.20	3.04		1,085.33				3.97
7/31/2019	15.78	.63	.54	1.17	(.62)	—	(.62)	16.33	7.60		897.37				3.97
7/31/2018	15.73	.64	.04	.68	(.63)	—	(.63)	15.78	4.37		646.38				4.02
7/31/2017[5,8]	15.30	.32	.43	.75	(.32)	—	(.32)	15.73	4.96	[7]	421.37			[9]	4.04	[9]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	24%	35%	20%	24%	30%

1 Based on average shares outstanding.

2 Total returns exclude any applicable sales charges, including contingent deferred sales charges.

3 All or a significant portion of assets in this class consisted of seed capital invested by Capital Research and Management Company and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.

4 Amount less than $1 million.

5 Based on operations for a period that is less than a full year.

6 Class T shares began investment operations on April 7, 2017.

7 Not annualized.

8 Class F-3 shares began investment operations on January 27, 2017.

9 Annualized.

Tax-exempt income funds / Prospectus     58

The Tax-Exempt Fund of California

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$18.29	$.38	$.32	$.70	$(.38)	$(.07)	$(.45)	$18.54	3.92%		$2,033.58%				2.10%
7/31/2020	18.08	.43	.30	.73	(.43)	(.09)	(.52)	18.29	4.14		1,941.61				2.40
7/31/2019	17.43	.50	.65	1.15	(.50)	—	(.50)	18.08	6.73		1,784.59				2.88
7/31/2018	17.63	.51	(.20)	.31	(.51)	—	(.51)	17.43	1.77		1,678.61				2.90
7/31/2017	18.21	.54	(.59)	(.05)	(.53)	—	(.53)	17.63	(.22)		1,641.60				3.05
Class C:
7/31/2021	18.29	.25	.32	.57	(.25)	(.07)	(.32)	18.54	3.14		54		1.33		1.35
7/31/2020	18.08	.30	.30	.60	(.30)	(.09)	(.39)	18.29	3.36		60		1.36		1.65
7/31/2019	17.43	.36	.65	1.01	(.36)	—	(.36)	18.08	5.90		69		1.38		2.10
7/31/2018	17.63	.37	(.20)	.17	(.37)	—	(.37)	17.43	.97		71		1.40		2.11
7/31/2017	18.21	.40	(.59)	(.19)	(.39)	—	(.39)	17.63	(1.00)		83		1.39		2.26
Class T:
7/31/2021	18.29	.43	.32	.75	(.43)	(.07)	(.50)	18.54	4.17	[3]	—	[4]	.34	[3]	2.33	[3]
7/31/2020	18.08	.48	.30	.78	(.48)	(.09)	(.57)	18.29	4.38	[3]	—	[4]	.37	[3]	2.62	[3]
7/31/2019	17.43	.54	.65	1.19	(.54)	—	(.54)	18.08	6.95	[3]	—	[4]	.39	[3]	3.09	[3]
7/31/2018	17.63	.54	(.20)	.34	(.54)	—	(.54)	17.43	1.98	[3]	—	[4]	.40	[3]	3.10	[3]
7/31/2017[5,6]	17.42	.18	.21	.39	(.18)	—	(.18)	17.63	2.24	[3,7]	—	[4]	.12	[3,7]	1.02	[3,7]
Class F-1:
7/31/2021	18.29	.37	.32	.69	(.37)	(.07)	(.44)	18.54	3.82		64.67				2.01
7/31/2020	18.08	.42	.30	.72	(.42)	(.09)	(.51)	18.29	4.05		71.70				2.31
7/31/2019	17.43	.48	.65	1.13	(.48)	—	(.48)	18.08	6.59		72.72				2.76
7/31/2018	17.63	.49	(.20)	.29	(.49)	—	(.49)	17.43	1.64		75.73				2.77
7/31/2017	18.21	.51	(.58)	(.07)	(.51)	—	(.51)	17.63	(.35)		76.73				2.93
Class F-2:
7/31/2021	18.29	.42	.32	.74	(.42)	(.07)	(.49)	18.54	4.10		634.40				2.27
7/31/2020	18.08	.47	.30	.77	(.47)	(.09)	(.56)	18.29	4.33		547.42				2.58
7/31/2019	17.43	.53	.65	1.18	(.53)	—	(.53)	18.08	6.88		411.45				3.02
7/31/2018	17.63	.53	(.20)	.33	(.53)	—	(.53)	17.43	1.89		257.48				3.03
7/31/2017	18.21	.56	(.59)	(.03)	(.55)	—	(.55)	17.63	(.09)		200.48				3.18
Class F-3:
7/31/2021	18.29	.43	.32	.75	(.43)	(.07)	(.50)	18.54	4.20		440.31				2.36
7/31/2020	18.08	.48	.30	.78	(.48)	(.09)	(.57)	18.29	4.42		320.33				2.67
7/31/2019	17.43	.55	.64	1.19	(.54)	—	(.54)	18.08	6.98		241.36				3.11
7/31/2018	17.63	.55	(.20)	.35	(.55)	—	(.55)	17.43	2.01		174.37				3.13
7/31/2017[5,8]	17.27	.29	.36	.65	(.29)	—	(.29)	17.63	3.79	[7]	124.38			[9]	3.25	[9]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	17%	26%	27%	14%	21%

1 Based on average shares outstanding.

2 Total returns exclude any applicable sales charges, including contingent deferred sales charges.

3 All or a significant portion of assets in this class consisted of seed capital invested by Capital Research and Management Company and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.

4 Amount less than $1 million.

5 Based on operations for a period that is less than a full year.

6 Class T shares began investment operations on April 7, 2017.

7 Not annualized.

8 Class F-3 shares began investment operations on January 27, 2017.

9 Annualized.

59     Tax-exempt income funds / Prospectus

American Funds Tax-Exempt Fund of New York

		Income (loss) from investment operations[1]			Dividends and distributions
Year ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)		Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)		Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class A:
7/31/2021	$11.10	$.24	$.35	$.59	$(.24)	$—	[4]	$(.24)	$11.45	5.46%		$208.67%				.62%		2.19%
7/31/2020	11.02	.27	.07	.34	(.26)	—		(.26)	11.10	3.18		220.67				.62		2.43
7/31/2019	10.61	.28	.41	.69	(.28)	—		(.28)	11.02	6.57		200.67				.67		2.60
7/31/2018	10.80	.27	(.19)	.08	(.27)	—		(.27)	10.61	.75	[5]	183.72			[5]	.69	[5]	2.52	[5]
7/31/2017	11.12	.27	(.32)	(.05)	(.27)	—		(.27)	10.80	(.39)[5]		169.74			[5]	.69	[5]	2.55	[5]
Class C:
7/31/2021	11.10	.16	.35	.51	(.16)	—	[4]	(.16)	11.45	4.67		11		1.42		1.37		1.43
7/31/2020	11.02	.19	.07	.26	(.18)	—		(.18)	11.10	2.41		10		1.42		1.37		1.68
7/31/2019	10.61	.19	.41	.60	(.19)	—		(.19)	11.02	5.74		12		1.46		1.45		1.81
7/31/2018	10.80	.19	(.19)	— [4]	(.19)	—		(.19)	10.61	(.04)		12		1.52		1.48		1.73
7/31/2017	11.12	.19	(.32)	(.13)	(.19)	—		(.19)	10.80	(1.17)		12		1.52		1.48		1.76
Class T:
7/31/2021	11.10	.27	.35	.62	(.27)	—	[4]	(.27)	11.45	5.72	[5]	—	[6]	.42	[5]	.37	[5]	2.43	[5]
7/31/2020	11.02	.30	.07	.37	(.29)	—		(.29)	11.10	3.42	[5]	—	[6]	.42	[5]	.38	[5]	2.66	[5]
7/31/2019	10.61	.30	.41	.71	(.30)	—		(.30)	11.02	6.78	[5]	—	[6]	.47	[5]	.46	[5]	2.79	[5]
7/31/2018	10.80	.29	(.19)	.10	(.29)	—		(.29)	10.61	.98	[5]	—	[6]	.52	[5]	.48	[5]	2.73	[5]
7/31/2017[7,8]	10.68	.09	.13	.22	(.10)	—		(.10)	10.80	2.02	[5,9]	—	[6]	.19	[5,9]	.15	[5,9]	.87	[5,9]
Class F-1:
7/31/2021	11.10	.24	.35	.59	(.24)	—	[4]	(.24)	11.45	5.44	[5]	3.69			[5]	.63	[5]	2.16	[5]
7/31/2020	11.02	.27	.07	.34	(.26)	—		(.26)	11.10	3.16	[5]	2.68			[5]	.64	[5]	2.41	[5]
7/31/2019	10.61	.27	.41	.68	(.27)	—		(.27)	11.02	6.52	[5]	2.72			[5]	.71	[5]	2.55	[5]
7/31/2018	10.80	.26	(.19)	.07	(.26)	—		(.26)	10.61	.69	[5]	2.79			[5]	.75	[5]	2.45	[5]
7/31/2017	11.12	.27	(.32)	(.05)	(.27)	—		(.27)	10.80	(.38)[5]		3.73			[5]	.68	[5]	2.56	[5]
Class F-2:
7/31/2021	11.10	.26	.35	.61	(.26)	—	[4]	(.26)	11.45	5.65		31.49				.44		2.36
7/31/2020	11.02	.29	.07	.36	(.28)	—		(.28)	11.10	3.36		27.49				.45		2.60
7/31/2019	10.61	.29	.41	.70	(.29)	—		(.29)	11.02	6.74		29.51				.51		2.75
7/31/2018	10.80	.29	(.19)	.10	(.29)	—		(.29)	10.61	.89		16.59				.54		2.67
7/31/2017	11.12	.29	(.32)	(.03)	(.29)	—		(.29)	10.80	(.26)		11.58				.56		2.68
Class F-3:
7/31/2021	11.10	.28	.35	.63	(.28)	—	[4]	(.28)	11.45	5.76		39.39				.34		2.46
7/31/2020	11.02	.31	.07	.38	(.30)	—		(.30)	11.10	3.46		33.39				.35		2.71
7/31/2019	10.61	.30	.41	.71	(.30)	—		(.30)	11.02	6.83		32.42				.42		2.84
7/31/2018	10.80	.30	(.19)	.11	(.30)	—		(.30)	10.61	1.00		26.48				.44		2.78
7/31/2017[7,10]	10.58	.15	.22	.37	(.15)	—		(.15)	10.80	3.54	[9]	16.58			[11]	.45	[11]	2.79	[11]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	24%	27%	16%	21%	27%

1  Based on average shares outstanding.

2 Total returns exclude any applicable sales charges, including contingent deferred sales charges.

3 This column reflects the impact, if any, of certain reimbursements from Capital Research and Management Company. During the periods shown, Capital Research and Management Company reimbursed a portion of miscellaneous fees and expenses.

4 Amount less than $.01.

5 All or a significant portion of assets in this class consisted of seed capital invested by Capital Research and Management Company and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.

6 Amount less than $1 million.

7 Based on operations for a period that is less than a full year.

8 Class T shares began investment operations on April 7, 2017.

9 Not annualized.

10 Class F-3 shares began investment operations on January 27, 2017.

11 Annualized.

Tax-exempt income funds / Prospectus     60

Appendix

Sales charge waivers

The availability of certain sales charge waivers and discounts will depend on whether you purchase your shares directly from the fund or through a financial intermediary. Intermediaries may have different policies and procedures regarding the availability of front-end sales charge waivers or contingent deferred (back-end) sales charge (“CDSC”) waivers, which are discussed below. In all instances, it is the purchaser’s responsibility to notify the fund or the purchaser’s financial intermediary at the time of purchase of any relationship or other facts qualifying the purchaser for sales charge waivers or discounts. Please contact the applicable intermediary with any questions regarding how the intermediary applies the policies described below and to ensure that you understand what steps you must take to qualify for any available waivers or discounts. For waivers and discounts not available through a particular intermediary, shareholders will have to purchase fund shares directly from the fund or through another intermediary to receive these waivers or discounts. If you change intermediaries after you purchase fund shares, the policies and procedures of the new service provider (either your new intermediary or the fund’s transfer agent) will apply to your account. Those policies may be more or less favorable than those offered by the intermediary through which you purchased your fund shares. You should review any policy differences before changing intermediaries.

Class A shares front-end sales charge waivers available at Ameriprise Financial:

The following information applies to Class A shares purchases if you have an account with or otherwise purchase fund shares through Ameriprise Financial:

Effective May 24, 2021, shareholders purchasing fund shares through an Ameriprise Financial brokerage account are eligible for the following front-end sales charge waivers, which may differ from those disclosed elsewhere in this fund’s prospectus or SAI:

· Employer-sponsored retirement plans established prior to April 1, 2004 and that continue to meet the eligibility requirements in effect as of that date for purchasing Class A shares at net asset value (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs or SAR-SEPs

· Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the same fund family)

· Shares exchanged from Class C shares of the same fund in the month of or following the 7-year anniversary of the purchase date. To the extent that this prospectus elsewhere provides for a waiver with respect to exchanges of Class C shares or conversion of Class C shares following a shorter holding period, that waiver will apply

· Employees and registered representatives of Ameriprise Financial or its affiliates and their immediate family members

· Shares purchased by or through qualified accounts (including IRAs, Coverdell Education Savings Accounts, 401(k)s, 403(b) TSCAs subject to ERISA and defined benefit plans established prior to April 1, 2004 that continue to meet the eligibility requirements in effect as of that date for purchasing Class A shares at net asset value) that are held by a covered family member, defined as an Ameriprise financial advisor and/or the advisor’s spouse, advisor’s lineal ascendant (mother, father, grandmother, grandfather, great grandmother, great grandfather), advisor’s lineal descendant (son, step-son, daughter, step-daughter, grandson, granddaughter, great grandson, great granddaughter) or any spouse of a covered family member who is a lineal descendant

· Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (i.e. Rights of Reinstatement)

· Purchases of Class 529-A shares through a rollover from another 529 plan

· Purchases of Class 529 shares made for recontribution of refunded amounts

D.A. Davidson & Co.

Front-end sales charge waivers on Class A shares available at D.A. Davidson (effective January 1, 2020)

· Shares purchased within the same fund family through a systematic reinvestment of capital gains and dividend distributions

· Employees and registered representatives of D.A. Davidson or its affiliates and their family members as designated by D.A. Davidson

· Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales charge (known as Rights of Reinstatement)

· A shareholder in the fund’s Class C shares will have their shares converted at net asset value to Class A shares (or the appropriate share class) of the fund if the shares are no longer subject to a CDSC and the conversion is consistent with D.A. Davidson’s policies and procedures

CDSC Waivers on Classes A and C shares available at D.A. Davidson

• Death or disability of the shareholder

· Shares sold as part of a systematic withdrawal plan as described in the fund’s prospectus

· Return of excess contributions from an IRA Account

· Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching age 72 as described in the fund’s prospectus

61     Tax-exempt income funds / Prospectus

· Shares acquired through a right of reinstatement

Front-end sales charge discounts available at D.A. Davidson: breakpoints, rights of accumulation and/or letters of intent

· Breakpoints as described in this prospectus

· Rights of accumulation which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at D.A. Davidson. Eligible fund family assets not held at D.A. Davidson may be included in the calculation of rights of accumulation only if the shareholder notifies his or her financial advisor about such assets

· Letters of intent which allow for breakpoint discounts based on anticipated purchases within a fund family, over a 13-month time period. Eligible fund family assets not held at D.A. Davidson may be included in the calculation of letters of intent only if the shareholder notifies his or her financial advisor about such assets

Edward D. Jones & Co., L.P. ("Edward Jones")

Policies Regarding Transactions Through Edward Jones

The following information has been provided by Edward Jones:

Effective on or after January 1, 2021, the following information supersedes prior information with respect to transactions and positions held in fund shares through an Edward Jones system. Clients of Edward Jones (also referred to as “shareholders”) purchasing fund shares on the Edward Jones commission and fee-based platforms are eligible only for the following sales charge discounts (also referred to as “breakpoints”) and waivers, which can differ from discounts and waivers described elsewhere in the mutual fund prospectus or statement of additional information ("SAI") or through another broker-dealer. In all instances, it is the shareholder's responsibility to inform Edward Jones at the time of purchase of any relationship, holdings of the American Funds, or other facts qualifying the purchaser for discounts or waivers. Edward Jones can ask for documentation of such circumstance. Shareholders should contact Edward Jones if they have questions regarding their eligibility for these discounts and waivers.

Breakpoints

· Breakpoint pricing, otherwise known as volume pricing, at dollar thresholds as described in the prospectus

Rights of Accumulation ("ROA")

· The applicable sales charge on a purchase of Class A shares is determined by taking into account all share classes (except any direct purchase money market funds and assets held in group retirement plans) of the American Funds held by the shareholder or in an account grouped by Edward Jones with other accounts for the purpose of providing certain pricing considerations (“pricing groups”). If grouping assets as a shareholder, this includes all share classes held on the Edward Jones platform and/or held on another platform. The inclusion of eligible fund family assets in the ROA calculation is dependent on the shareholder notifying Edward Jones of such assets at the time of calculation

· The employer maintaining a SEP IRA plan and/or SIMPLE IRA plan may elect to establish or change ROA for the IRA accounts associated with the plan to a plan-level grouping as opposed to including all share classes at a shareholder or pricing group level

· ROA is determined by calculating the higher of cost minus redemptions or market value (current shares x NAV)

Letter of Intent ("LOI")

· Through a LOI, shareholders can receive the sales charge and breakpoint discounts for purchases shareholders intend to make over a 13-month period from the date Edward Jones receives the LOI. The LOI is determined by calculating the higher of cost or market value of qualifying holdings at LOI initiation in combination with the value that the shareholder intends to buy over a 13-month period to calculate the front-end sales charge and any breakpoint discounts. Each purchase the shareholder makes during that 13-month period will receive the sales charge and breakpoint discount that applies to the total amount. The inclusion of eligible fund family assets in the LOI calculation is dependent on the shareholder notifying Edward Jones of such assets at the time of calculation. Purchases made before the LOI is received by Edward Jones are not adjusted under the LOI and will not reduce the sales charge previously paid. Sales charges will be adjusted if LOI is not met

· If the employer maintaining a SEP IRA plan and/or SIMPLE IRA plan has elected to establish or change ROA for the IRA accounts associated with the plan to a plan-level grouping, LOIs will also be at the plan-level and may only be established by the employer

Sales Charge Waivers

Sales charges are waived for the following shareholders and in the following situations:

· Associates of Edward Jones and its affiliates and their family members who are in the same pricing group (as determined by Edward Jones under its policies and procedures) as the associate. This waiver will continue for the remainder of the associate's life if the associate retires from Edward Jones in good-standing and remains in good standing pursuant to Edward Jones' policies and procedures

· Shares purchased in an Edward Jones fee-based program

· Shares purchased through reinvestment of capital gains distributions and dividend reinvestment

· Shares purchased from the proceeds of redeemed shares of the same fund family so long as the following conditions are met: 1) the proceeds are from the sale of shares within 60 days of the purchase, and 2) the sale and purchase are made in the same share class and the same account or the purchase is made in an individual retirement account with proceeds from liquidations in a non-retirement account

Tax-exempt income funds / Prospectus     62

· Shares exchanged into Class A shares from another share class so long as the exchange is into the same fund and was initiated at the discretion of Edward Jones. Edward Jones is responsible for any remaining CDSC due to the fund company, if applicable. Any future purchases are subject to the applicable sales charge as disclosed in the prospectus

· Exchanges from Class C shares to Class A shares of the same fund, generally, in the 84th month following the anniversary of the purchase date or earlier at the discretion of Edward Jones

· Purchases of Class 529-A shares through a rollover from another 529 plan

· Purchases of Class 529 shares made for recontribution of refunded amounts

Contingent Deferred Sales Charge ("CDSC") Waivers

If the shareholder purchases shares that are subject to a CDSC and those shares are redeemed before the CDSC is expired, the shareholder is responsible to pay the CDSC except in the following conditions:

· The death or disability of the shareholder, or account beneficiary for Class 529 shares

· Systematic withdrawals with up to 10% per year of the account value

· Return of excess contributions from an Individual Retirement Account (IRA)

· Shares sold as part of a required minimum distribution for IRA and retirement accounts if the redemption is taken in or after the year the shareholder reaches qualified age based on applicable IRS regulations

· Shares sold to pay Edward Jones fees or costs in such cases where the transaction is initiated by Edward Jones

· Shares exchanged in an Edward Jones fee-based program

· Shares acquired through NAV reinstatement

· Shares redeemed at the discretion of Edward Jones for Minimum Balances, as described below

Other Important Information Regarding Transactions Through Edward Jones

Minimum Purchase Amounts

· Initial purchase minimum: $250

· Subsequent purchase minimum: none

Minimum Balances

· Edward Jones has the right to redeem at its discretion fund holdings with a balance of $250 or less. The following are examples of accounts that are not included in this policy:

— A fee-based account held on an Edward Jones platform

— A 529 account held on an Edward Jones platform

— An account with an active systematic investment plan or LOI

Exchanging Share Classes

· At any time it deems necessary, Edward Jones has the authority to exchange at NAV a shareholder's holdings in a fund to Class A shares, or Class R-4 shares for retirement plans with at least $1 million, so long as the shareholder is eligible to purchase the Class A or R-4 shares pursuant to the prospectus. Edward Jones is responsible for any remaining CDSC due to the fund company, if applicable. Any future purchases are subject to the applicable sale charge as disclosed in the prospectus

529 Plan Account Maintenance Fees

· For 529 Plan accounts held in omnibus by Edward Jones, the annual account maintenance fees are waived

Class A Sales Charge Waivers Available Through Farmers Financial Solutions

Farmers Financial Solutions has the authority to either i) rollover shares from an employer sponsored retirement plan to Class A shares in an Individual Retirement Account (IRA) at net asset value or ii) allow the purchase of Class A shares at net asset value, so long as the proceeds are from the sale of shares from an employer sponsored retirement plan and are used to make a purchase within 60 days of the redemption, if the shares held are ineligible to be rolled over to an IRA.

Janney Montgomery Scott LLC

Effective May 1, 2020, if you purchase fund shares through a Janney Montgomery Scott LLC (“Janney”) brokerage account, you will be eligible for the following load waivers (front-end sales charge waivers and contingent deferred sales charge (“CDSC”), or back-end sales charge, waivers) and discounts, which may differ from those disclosed elsewhere in this fund’s Prospectus or SAI.

Front-end sales charge* waivers on Class A shares available at Janney

· Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family)

· Shares purchased by employees and registered representatives of Janney or its affiliates and their family members as designated by Janney

· Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within ninety (90) days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (i.e., right of reinstatement)

63     Tax-exempt income funds / Prospectus

· Shares acquired through a right of reinstatement

· Class C shares that are no longer subject to a contingent deferred sales charge and are converted to Class A shares of the same fund pursuant to Janney’s policies and procedures

CDSC waivers on Class A and C shares available at Janney

· Shares sold upon the death or disability of the shareholder

· Shares sold as part of a systematic withdrawal plan as described in the fund’s Prospectus

· Shares purchased in connection with a return of excess contributions from an IRA Account

· Shares sold as part of a required minimum distribution for IRA and other retirement accounts due to the shareholder reaching the qualified age based on applicable IRS regulations as described in the fund’s Prospectus

· Shares sold to pay Janney fees but only if the transaction is initiated by Janney

· Shares acquired through a right of reinstatement

· Shares exchanged into the same share class of a different fund unless otherwise provided in the Prospectus

Front-end sales charge* discounts available at Janney: breakpoints, rights of accumulation, and/or letters of intent

· Breakpoints as described in the fund’s Prospectus

· Rights of accumulation (“ROA”), which entitle shareholders to breakpoint discounts, will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Janney. Eligible fund family assets not held at Janney may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets

· Letters of intent which allow for breakpoint discounts based on anticipated purchases within a fund family, over a 13-month time period. Eligible fund family assets not held at Janney Montgomery Scott may be included in the calculation of letters of intent only if the shareholder notifies his or her financial advisor about such assets

*Also referred to as an “initial sales charge.”

JP Morgan Securities

Investors purchasing through JP Morgan Securities, LLC may invest in Class 529-A shares at net asset value.

Merrill Lynch, Pierce, Fenner & Smith

Shareholders purchasing fund shares through a Merrill Lynch platform or account are eligible only for the following sales charge waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this fund’s prospectus or SAI.

Front-end sales charge waivers on Class A shares available at Merrill Lynch

· Employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and shares are held for the benefit of the plan. Except as provided below, Class A shares are not currently available to new plans described in this waiver. Plans that invested in Class A shares of any of the funds without any sales charge before April 1, 2004, and that continue to meet the eligibility requirements in effect as of that date for purchasing Class A shares at net asset value, may continue to purchase American Funds Class A shares without any initial or contingent deferred sales charge

· Shares purchased by or through a 529 Plan. Class A shares are not currently available to the plans described in this waiver

· Shares purchased through a Merrill Lynch affiliated investment advisory program. Class A shares are not currently available in the programs described in this waiver

· Shares purchased by third-party investment advisors on behalf of their advisory clients through Merrill Lynch’s platform. Class A shares are not currently available in the accounts described in this waiver

· Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family)

· Shares exchanged from Class C (i.e. level-load) shares of the same fund pursuant to Merrill Lynch’s policies relating to sales load discounts and waivers

· Employees and registered representatives of Merrill Lynch or its affiliates and their family members

· Directors or Trustees of the fund, and employees of the fund’s investment adviser or any of its affiliates, as described in this prospectus

· Eligible shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales charge (known as rights of reinstatement). Automated transactions (i.e. systematic purchases and withdrawals) and purchases made after shares are automatically sold to pay Merrill Lynch’s account maintenance fees are not eligible for reinstatement

CDSC waivers on Classes A and C shares available at Merrill Lynch

· Death or disability of the shareholder

· Shares sold as part of a systematic withdrawal plan as described in the fund’s prospectus

Tax-exempt income funds / Prospectus     64

· Return of excess contributions from an IRA Account

· Shares sold as part of a required minimum distribution for IRA and retirement accounts pursuant to the Internal Revenue Code

· Shares sold to pay Merrill Lynch fees but only if the transaction is initiated by Merrill Lynch

· Shares acquired through a right of reinstatement

· Shares held in retirement brokerage accounts, that are exchanged for a lower cost share class due to transfer to certain fee based accounts or platforms (applicable to Class A and C shares only)

· Shares received through an exchange due to the holdings moving from a Merrill Lynch affiliated investment advisory program to a Merrill Lynch brokerage (non-advisory) account pursuant to Merrill Lynch’s policies relating to sales load discounts and waivers

Front-end sales charge discounts available at Merrill Lynch: breakpoints, rights of accumulation and letters of intent

· Breakpoints as described in this prospectus

· Rights of Accumulation (ROA) which entitle shareholders to breakpoint discounts as described in the fund’s prospectus will be automatically calculated based on the aggregated holding of fund family assets held by accounts (including 529 program holdings, where applicable) within the purchaser’s household at Merrill Lynch. Eligible fund family assets not held at Merrill Lynch may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets

· Letters of Intent which allow for breakpoint discounts based on anticipated purchases within a fund family, through Merrill Lynch, over a 13-month period of time (if applicable)

Morgan Stanley Wealth Management

Morgan Stanley Wealth Management Class A share front-end sales charge waiver

Morgan Stanley Wealth Management clients purchasing or converting to Class A shares of the fund through Morgan Stanley transactional brokerage accounts are entitled to a waiver of the front-end load in the following additional circumstances:

· Morgan Stanley employee and employee-related accounts according to Morgan Stanley’s account linking rules

· Shares purchased through reinvestment of dividends and capital gains distributions when purchasing shares of the same fund

· Class C (level load) share positions that are no longer subject to a contingent deferred sales charge and are converted to a Class A share in the same fund pursuant to Morgan Stanley Wealth Management’s share class conversion program

· Effective June 1, 2020, Morgan Stanley, on your behalf, can convert Class F-1 shares to Class A shares without a sales charge if they were initially transferred to the transactional brokerage account or converted from Class C shares

· Shares purchased from the proceeds of redemptions within the same fund family under a Rights of Reinstatement provision, provided the repurchase occurs within 90 days following the redemption, the redemption and purchase occur in the same account, and redeemed shares were subject to a front-end or deferred sales load

Effective June 30, 2020, Morgan Stanley Wealth Management clients purchasing or converting to Class 529-A shares of the fund through Morgan Stanley transactional brokerage accounts are entitled to a waiver of the front-end load in the following additional circumstances:

· Shares purchased through a rollover from another 529 plan

· Recontribution(s) of a refunded qualified higher education expense

Unless specifically described above, no other front-end load waivers are available to mutual fund purchases by Morgan Stanley Wealth Management clients.

Morgan Stanley Wealth Management Class R-4 share employer-sponsored retirement plan eligibility

Employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs, SAR-SEPs or Keogh plans.

Oppenheimer & Co., Inc. (OPCO)

Effective June 1, 2020, shareholders purchasing fund shares through an OPCO platform or account are eligible only for the following load waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this fund’s prospectus or SAI.

Front-end sales load waivers on Class A shares available at OPCO

· Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family)

· Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (known as Rights of Restatement)

· A shareholder in the fund’s Class C shares will have their shares converted at net asset value to Class A shares (or the appropriate share class) of the fund if the shares are no longer subject to a CDSC and the conversion is in line with the policies and procedures of OPCO

· Employees and registered representatives of OPCO or its affiliates and their family members

65     Tax-exempt income funds / Prospectus

· Directors or trustees of the fund, and employees of the fund’s investment adviser or any of its affiliates, as described in this prospectus

CDSC waivers on Class A and C shares available at OPCO

· Death or disability of the shareholder

· Shares sold as part of a systematic withdrawal plan as described in the fund’s prospectus

· Return of excess contributions from an IRA Account

· Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching the qualified age based on applicable IRS regulations as described in the prospectus

· Shares sold to pay OPCO fees but only if the transaction is initiated by OPCO

· Shares acquired through a right of reinstatement

Front-end load discounts available at OPCO: breakpoints, rights of accumulation and letters of intent

· Breakpoints as described in this prospectus

· Rights of accumulation (ROA) which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at OPCO. Eligible fund family assets not held at OPCO may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets

Raymond James & Associates, Inc., Raymond James Financial Services, Inc., and each entity’s affiliates (“Raymond James”) Class A share front-end sales charge waiver

Effective March 1, 2019, shareholders purchasing fund shares through a Raymond James platform or account, or through an introducing broker-dealer or independent registered investment adviser for which Raymond James provides trade execution, clearance, and/or custody services, will be eligible only for the following sales charge waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this fund’s prospectus or SAI.

Front-end sales charge waivers on Class A shares available at Raymond James

· Shares purchased within the same fund family through a systematic reinvestment of capital gains and dividend distributions

· Employees and registered representatives of Raymond James or its affiliates and their family members as designated by Raymond James

· Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales charge (known as Rights of Reinstatement)

· A shareholder in the Fund’s Class C shares will have their shares converted at net asset value to Class A shares (or the appropriate share class) of the Fund if the shares are no longer subject to a CDSC and the conversion is in line with the policies and procedures of Raymond James

CDSC waivers on Classes A and C shares available at Raymond James

· Death or disability of the shareholder

· Shares sold as part of a systematic withdrawal plan as described in the fund’s prospectus

· Return of excess contributions from an IRA Account

· Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching the qualified age based on applicable IRS regulations as described in the fund’s prospectus

· Shares sold to pay Raymond James fees but only if the transaction is initiated by Raymond James

· Shares acquired through a right of reinstatement

Front-end sales charge discounts available at Raymond James: breakpoints, rights of accumulation and/or letters of intent

· Breakpoints as described in this prospectus

· Rights of accumulation which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Raymond James. Eligible fund family assets not held at Raymond James may be included in the calculation of rights of accumulation only if the shareholder notifies his or her financial advisor about such assets

· Letters of intent which allow for breakpoint discounts based on anticipated purchases within a fund family, over a 13-month time period. Eligible fund family assets not held at Raymond James may be included in the calculation of letters of intent only if the shareholder notifies his or her financial advisor about such assets

Robert W. Baird & Co. Incorporated (Baird)

Effective June 15, 2020, shareholders purchasing fund shares through a Baird platform or account will only be eligible for the following sales charge waivers (front-end sales charge waivers and CDSC waivers) and discounts, which may differ from those disclosed elsewhere in this prospectus or the SAI.

Tax-exempt income funds / Prospectus     66

Front-end sales charge waivers on Class A shares available at Baird

· Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund

· Shares purchased by employees and registered representatives of Baird or its affiliate and their family members as designated by Baird

· Shares purchased from the proceeds of redemptions from another fund, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same accounts, and (3) redeemed shares were subject to a front-end or deferred sales charge (known as rights of reinstatement)

· A shareholder in the fund’s Class C shares will have their shares converted at net asset value to Class A shares of the fund if the shares are no longer subject to CDSC and the conversion is in line with the policies and procedures of Baird

CDSC waivers on Class A and C shares available at Baird

· Shares sold due to death or disability of the shareholder

· Shares sold as part of a systematic withdrawal plan as described in the fund’s prospectus

· Shares bought due to returns of excess contributions from an IRA Account

· Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching the qualified age based on applicable IRS regulations as described in the fund’s prospectus

· Shares sold to pay Baird fees but only if the transaction is initiated by Baird

· Shares acquired through a right of reinstatement

Front-end sales charge discounts available at Baird: breakpoints and/or rights of accumulation

· Breakpoints as described in this prospectus

· Rights of accumulation which entitles shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Baird. Eligible fund family assets not held at Baird may be included in the rights of accumulation calculation only if the shareholder notifies his or her financial advisor about such assets

· Letters of intent (LOI) allow for breakpoint discounts based on anticipated purchases of fund family assets through Baird, over a 13-month period of time

Stifel, Nicolaus & Company, Incorporated ("Stifel")

Effective July 1, 2020, shareholders purchasing fund shares through a Stifel platform or account or who own shares for which Stifel or an affiliate is the broker-dealer of record are eligible for the following additional sales charge waiver

Front-end sales load waiver on Class A shares

· Class C shares that have been held for more than seven (7) years will be converted to Class A shares of the same fund pursuant to Stifel's policies and procedures
All other sales charge waivers and reductions described elsewhere in the fund’s prospectus or SAI still apply. For accounts held by the fund’s transfer agent, the fund’s standard C share conversion schedule of 8 years applies.

U.S. Bancorp Investments, Inc.

Class C to Class A share conversions at U.S. Bancorp Investments, Inc.

Effective November 30, 2020, a shareholder in the fund’s Class C shares will have their shares systematically converted at net asset value to Class A shares of the same fund in the month of the six-year anniversary of the purchase date, if the shares are no longer subject to a CDSC and the conversion is consistent with U.S. Bancorp Investments, Inc. share class exchange policy. This policy does not apply to accounts held with the fund’s transfer agent. Accounts held with the fund’s transfer agent will convert pursuant to the fund’s policy described in this prospectus.

67     Tax-exempt income funds / Prospectus

Appendix

Moody’s long-term rating scale

Aaa — Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa — Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A — Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa — Obligations rated Baa are judged to be medium grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba — Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B — Obligations rated B are considered speculative and are subject to high credit risk.

Caa — Obligations rated Caa are judged to be speculative and of poor standing and are subject to very high credit risk.

Ca — Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C — Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies and securities firms.

Standard & Poor’s long-term-issue credit ratings

Standard & Poor’s Ratings Services (“S&P”) rates the long-term debt securities of various entities in categories ranging from AAA to D according to quality. The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (–) sign to show relative standing within the major rating categories. Ratings are described as follows:

AAA — An obligation rated AAA has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA — An obligation rated AA differs from the highest rated obligations only in a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A — An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB — An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC and C — Obligations rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB — An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B — An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC — An obligation rated CCC is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC — An obligation rated CC is currently highly vulnerable to nonpayment. The CC rating is used when a default has not occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C — An obligation rated C is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D — An obligation rated D is in default or in breach of an imputed promise. For non-hybrid capital instruments, the D rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The D rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to D if it is subject to a distressed exchange offer.

Plus (+) or minus (–) — The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Tax-exempt income funds / Prospectus     68

NR — This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

Fitch Ratings, Inc. long-term credit ratings

AAA — Highest credit quality. AAA ratings denote the lowest expectation of default risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA — Very high credit quality. AA ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A — High credit quality. A ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB — Good credit quality. BBB ratings indicate that expectations of default risk are low. The capacity for payment of financial commitments is considered adequate but adverse changes in circumstances and economic conditions are more likely to impair this capacity.

BB — Speculative. BB ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B — Highly speculative. B ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC — Substantial credit risk. Default is a real possibility.

CC — Very high levels of credit risk. Default of some kind appears probable.

C — Exceptionally high levels of credit risk. Default is imminent or inevitable, or the issuer is in standstill. Conditions that are indicative of a C category rating for an issuer include:

· The issuer has entered into a grace or cure period following nonpayment of a material financial obligation;

· The issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

· Fitch Ratings otherwise believes a condition of RD or D to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

69     Tax-exempt income funds / Prospectus

RD — Restricted default. RD ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding up procedure, and which has not otherwise ceased operating. This would include:

· The selective payment default on a specific class or currency of debt;

· The uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

· The extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

· Execution of a distressed debt exchange on one or more material financial obligations.

D — Default. D ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, nonpayment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

Imminent default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “–” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the AAA long-term rating category, or to categories below B.

Tax-exempt income funds / Prospectus     70

For shareholder services and 24-hour information	American Funds Service Company (800) 421-4225 capitalgroup.com
For retirement plan services	Call your employer or plan administrator
Telephone calls you have with Capital Group may be monitored or recorded for quality assurance, verification and recordkeeping purposes. By speaking to Capital Group on the telephone, you consent to such monitoring and recording.

Annual/Semi-annual report to shareholders The shareholder reports contain additional information about the fund, including financial statements, investment results, portfolio holdings, a discussion of market conditions and the fund’s investment strategies, and the independent registered public accounting firm’s reports (in the annual report).

Statement of additional information (SAI) and codes of ethics The current SAI, as amended from time to time, contains more detailed information about the fund, including the fund’s financial statements, and is incorporated by reference into this prospectus. This means that the current SAI, for legal purposes, is part of this prospectus. The codes of ethics describe the personal investing policies adopted by the fund, the fund’s investment adviser and its affiliated companies.

The codes of ethics and current SAI are on file with the U.S. Securities and Exchange Commission (SEC). These and other related materials about the fund are available for review on the EDGAR database on the SEC’s website at sec.gov or, after payment of a duplicating fee, via email request to publicinfo@sec.gov. The codes of ethics, current SAI and shareholder reports are also available, free of charge, on our website, capitalgroup.com.

E-delivery and household mailings Each year you are automatically sent an updated summary prospectus and annual and semi-annual reports for the fund. You may also occasionally receive proxy statements for the fund. In order to reduce the volume of mail you receive, when possible, only one copy of these documents will be sent to shareholders who are part of the same family and share the same household address. You may elect to receive these documents electronically in lieu of paper form by enrolling in e-delivery on our website, capitalgroup.com.

If you would like to opt out of household-based mailings or receive a complimentary copy of the current SAI, codes of ethics or annual/semi-annual report to shareholders, please call American Funds Service Company at (800) 421-4225 or write to the secretary of the fund at 333 South Hope Street, Los Angeles, California 90071-1406, or for American Funds Tax-Exempt Fund of New York at 6455 Irvine Center Drive, Irvine, California 92618.

MFGEPRX-965-1021P
Litho in USA CGD/UNL/8020
Investment Company File No. 811-05750
Investment Company File No. 811-07888
Investment Company File No. 811-02421
Investment Company File No. 811-08576
Investment Company File No. 811-04694
Investment Company File No. 811-22448

Private Client Services FundsSM Prospectus January 1, 2022

Ticker

Capital Group Core Municipal FundSM	CCMPX
Capital Group Short-Term Municipal FundSM	CSTMX
Capital Group California Core Municipal FundSM	CCCMX
Capital Group California Short-Term Municipal FundSM	CCSTX
Capital Group Core Bond FundSM	CCBPX

Summaries:

Capital Group Core Municipal Fund 1

Capital Group Short-Term Municipal Fund 4

Capital Group California Core Municipal Fund 7

Capital Group California Short-Term Municipal Fund 10

Capital Group Core Bond Fund 13

Investment objective, strategies and risks 16

Management and organization 23

Purchase, exchange and sale of shares 25

How to sell shares 26

Distributions and taxes 28

Fund expenses 28

Financial highlights 29

The U.S. Securities and Exchange Commission has not approved or disapproved of these securities. Further, it has not determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement March 25, 2022

For the following funds with prospectuses dated January 1, 2022 (as supplemented to date):

Capital Group Private Client Services FundsSM Capital Group Core Municipal FundSM Capital Group Short-Term Municipal FundSM Capital Group Core Bond FundSM

The following is added to the “Principal investment strategies” section in the summary prospectus for each of the funds listed above and the “Principal investment strategies” section in the applicable summary portion of the prospectus for each of the funds listed above:

On March 11, 2022, the Board of Trustees of Capital Group Private Client Services Funds unanimously determined that participation in the reorganizations of Capital Group Core Bond Fund (“CAPCB”) with and into The Bond Fund of America (“BFA”), Capital Group Core Municipal Fund (“CAPCM”) with and into Limited Term Tax-Exempt Bond Fund of America (“LTEX”), and Capital Group Short-Term Municipal Fund (“CAPSTM”) with and into American Funds Short-Term Tax-Exempt Bond Fund (“STEX”) would be in the best interests of CAPCB, CAPCM and CAPSTM, as applicable, and that the interests of the existing shareholders of CAPCB, CAPCM and CAPSTM, as applicable, would not be diluted as a result of the reorganizations. On March 9, 2022, the board of the acquiring funds made similar determinations with respect to the acquiring funds participating in the reorganizations. If the reorganizations are consummated as proposed, shareholders of CAPCB, CAPCM and CAPSTM would become shareholders of BFA, LTEX and STEX, respectively. BFA seeks to provide a high level of current income as is consistent with the preservation of capital. Each of LTEX and STEX seeks to provide investors with current income exempt from regular federal income tax, consistent with the maturity and quality standards as described in each fund’s prospectus, and to preserve capital. It is anticipated that each proposed reorganization will qualify as a tax-free reorganization and that shareholders will not recognize any gain or loss for U.S. federal income tax purposes as a direct result of the proposed reorganizations.

The proposed reorganizations are subject to shareholder approval. Accordingly, shareholders of CAPCB, CAPCM and CAPSTM will receive a combined proxy statement and prospectus regarding the proposed reorganizations, as well as other related materials. These materials will provide further information regarding the acquiring funds and the proposed reorganizations and will request shareholder votes on the relevant reorganization. The proposed reorganizations are not contingent upon one another. If approved by shareholders, the proposed reorganizations are expected to take effect on or about October 31, 2022. No new purchases of shares of CAPCB, CAPCM or CAPSTM will be accepted within ten business days of the effective date of the proposed reorganizations. If the reorganizations are effected on October 31, 2022, as is currently planned, no new purchases of shares of CAPCB, CAPCM or CAPSTM will be accepted as of October 17, 2022.

Keep this supplement with your prospectus.

Lit. No. MFGEBS-513-0322P CGD/AFD/10039-S88132

Prospectus Supplement March 1, 2022

For the following funds with prospectuses dated January 1, 2022:

Capital Group Private Client Services FundsSM

Capital Group Core Municipal FundSM

Capital Group Short-Term Municipal FundSM

Capital Group California Core Municipal FundSM
Capital Group California Short-Term Municipal FundSM

Capital Group Core Bond FundSM

Capital Group U.S. Equity FundSM

The following is added to the “Investment objectives, strategies and risks” section of the prospectus:

The investment adviser may consider environmental, social and governance (“ESG”) factors that, depending on the facts and circumstances, are material to the value of an issuer or instrument. ESG factors may include, but are not limited to, environmental-related events resulting from climate change or society’s response to environmental change, social conditions (e.g., labor relations, investment in human capital, accident prevention, changing customer behavior) or governance issues (e.g., board composition, significant breaches of international agreements, unsound business practices).

Keep this supplement with your prospectus.

Lit. No. MFGEBS-507-0322P CGD/AFD/10039-S88049

Capital Group Core Municipal Fund

Investment objective The fund seeks to provide current income exempt from federal income tax while preserving your investment.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees to financial intermediaries, which are not reflected in the tables and examples below.

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	none
Maximum sales charge (load) imposed on reinvested dividends	none
Redemption or exchange fees	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fees	0.25%
Distribution and/or service (12b-1) fees	none
Other expenses	0.03
Total annual fund operating expenses	0.28

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$29	$90	$157	$356

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 48% of the average value of its portfolio.

Principal investment strategies The fund seeks to achieve its objective by investing primarily in municipal bonds.

The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities). Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from federal income tax. The fund will not invest in securities that subject you to the federal alternative minimum tax. The investment adviser will seek to manage the fund in order to minimize capital gain distributions.

The fund invests primarily in municipal bonds with quality ratings of A- or A3 or better by Nationally Recognized Statistical Rating Organizations (“NRSROs”) designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in municipal bonds in the rating categories of BBB or Baa by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be between three and 10 years.

The fund may invest in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries. The fund may also invest more than 25% of its assets in industrial development bonds.

The investment adviser uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio of the fund is divided into segments managed by individual managers.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

1     Capital Group Private Client Services Funds / Prospectus

Principal risks

This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

Capital Group Private Client Services Funds / Prospectus     2

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Lipper Short- Intermediate Municipal Debt Funds Average includes funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by calling the fund’s transfer agent at (800) 421-4996.

Average annual total returns For the periods ended December 31, 2020:
	Inception date	1 year	5 years	10 years	Lifetime
− Before taxes	4/13/2010	4.71%	2.78%	2.91%	2.83%
− After taxes on distributions		4.37	2.69	2.87	2.78
− After taxes on distributions and sale of fund shares		3.60	2.57	2.71	2.64

Indexes	1 year	5 years	10 years	Lifetime
Bloomberg Municipal Short–Intermediate1–10 Years Index (reflects no deductions for account fees, expenses or U.S. federal income taxes)	3.97%	2.74%	2.95%	2.95%
Lipper Short-Intermediate Municipal Debt Funds Average (reflects no deductions for sales charges, account fees or U.S. federal income taxes)	3.46	2.15	2.32	2.28
The fund’s annualized 30-day yield at October 31, 2021: 0.56% (For current yield information, please call the fund’s transfer agent at (800) 421-4996.)

After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above. In addition, after-tax returns are not relevant if you hold your fund shares through a tax-favored arrangement, such as a 401(k) plan or individual retirement account (IRA).

Management

Investment adviser Capital Research and Management CompanySM

Portfolio managers The individuals primarily responsible for the portfolio management of the fund are:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Aaron Applebaum Senior Vice President	5 years	Partner – Capital Fixed Income Investors
Mark Marinella Senior Vice President	5 years	Partner – Capital Fixed Income Investors

Purchase and sale of fund shares The minimum amount required to establish an account is $25,000. You may sell (redeem) shares on any business day by contacting your Capital Group Private Client Services investment counselor or by calling (866) 421-2166.

Tax information Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, the fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains for federal income tax purposes.

3     Capital Group Private Client Services Funds / Prospectus

Capital Group Short-Term Municipal Fund

Investment objectives The fund seeks to preserve your investment and secondarily to provide current income exempt from federal income tax.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees to financial intermediaries, which are not reflected in the tables and examples below.

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	none
Maximum sales charge (load) imposed on reinvested dividends	none
Redemption or exchange fees	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fees	0.25%
Distribution and/or service (12b-1) fees	none
Other expenses	0.06
Total annual fund operating expenses	0.31
Expense reimbursement*	0.01
Total annual fund operating expenses after expense reimbursement	0.30

* The investment adviser is currently reimbursing a portion of other expenses so that other expenses do not exceed .05%. This reimbursement will be in effect through at least January 1, 2023. The adviser may elect at its discretion to extend, modify or terminate the reimbursement at that time.

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. The example reflects the expense reimbursement described above through the expiration date of such reimbursement and total annual fund operating expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$31	$99	$173	$392

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 51% of the average value of its portfolio.

Principal investment strategies The fund seeks to achieve its objectives by investing primarily in municipal bonds.

The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities). Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from federal income tax. The fund will not invest in securities that subject you to the federal alternative minimum tax. The investment adviser will seek to manage the fund in order to minimize capital gain distributions.

The fund invests primarily in municipal bonds with quality ratings of AA- or Aa3 or better by Nationally Recognized Statistical Rating Organizations (“NRSROs”) designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in municipal bonds in the rating categories of A- or A3 by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be no greater than three years.

The fund may invest in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries. The fund may also invest more than 25% of its assets in industrial development bonds.

The investment adviser uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio of the fund is divided into segments managed by individual managers.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

Capital Group Private Client Services Funds / Prospectus     4

Principal risks

This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

5     Capital Group Private Client Services Funds / Prospectus

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Lipper Short Municipal Debt Funds Average includes funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by calling the fund’s transfer agent at (800) 421-4996.

Average annual total returns For the periods ended December 31, 2020:
	Inception date	1 year	5 years	10 years	Lifetime
− Before taxes	4/13/2010	3.49%	2.06%	1.77%	1.75%
− After taxes on distributions		3.39	2.04	1.75	1.72
− After taxes on distributions and sale of fund shares		2.58	1.92	1.68	1.65

Indexes	1 year	5 years	10 years	Lifetime
Bloomberg Municipal Short 1–5 Years Index (reflects no deductions for account fees, expenses or U.S. federal income taxes)	2.83%	1.98%	1.87%	1.88%
Lipper Short Municipal Debt Funds Average (reflects no deductions for account fees or U.S. federal income taxes)	1.81	1.43	1.30	1.25
The fund’s annualized 30-day yield at October 31, 2021: 0.33% (For current yield information, please call the fund’s transfer agent at (800) 421-4996.)

After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above. In addition, after-tax returns are not relevant if you hold your fund shares through a tax-favored arrangement, such as a 401(k) plan or individual retirement account (IRA).

Management

Investment adviser Capital Research and Management CompanySM

Portfolio managers The individuals primarily responsible for the portfolio management of the fund are:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Aaron Applebaum Senior Vice President	5 years	Partner – Capital Fixed Income Investors
Mark Marinella Senior Vice President	5 years	Partner – Capital Fixed Income Investors

Purchase and sale of fund shares The minimum amount required to establish an account is $25,000. You may sell (redeem) shares on any business day by contacting your Capital Group Private Client Services investment counselor or by calling (866) 421-2166.

Tax information Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, the fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains.

Capital Group Private Client Services Funds / Prospectus     6

Capital Group California Core Municipal Fund

Investment objective The fund seeks to provide current income exempt from federal and California income taxes while preserving your investment.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees to financial intermediaries, which are not reflected in the tables and examples below.

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	none
Maximum sales charge (load) imposed on reinvested dividends	none
Redemption or exchange fees	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fees	0.25%
Distribution and/or service (12b-1) fees	none
Other expenses	0.02
Total annual fund operating expenses	0.27

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$28	$87	$152	$343

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 38% of the average value of its portfolio.

Principal investment strategies The fund seeks to achieve its objective by primarily investing in municipal bonds issued by the state of California and its agencies and municipalities. Consistent with the fund’s objective, the fund may also invest in municipal securities that are issued by jurisdictions outside California.

The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities). Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from federal and California income taxes. The fund will not invest in securities that subject you to the federal alternative minimum tax. The investment adviser will seek to manage the fund in order to minimize capital gain distributions.

The fund invests primarily in municipal bonds with quality ratings of A- or A3 or better by Nationally Recognized Statistical Rating Organizations (“NRSROs”) designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in municipal bonds in the rating categories of BBB or Baa by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be between three and 10 years.

The fund may invest in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries. The fund may also invest more than 25% of its assets in industrial development bonds.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

7     Capital Group Private Client Services Funds / Prospectus

Principal risks

This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Investing in municipal bonds of issuers within the state of California — Because the fund invests primarily in securities of issuers within the state of California, the fund is more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds. More detailed information about the risks of investing in California municipal securities is contained in the statement of additional information.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Capital Group Private Client Services Funds / Prospectus     8

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Lipper California Short-Intermediate Municipal Debt Funds Average includes funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by calling the fund’s transfer agent at (800) 421-4996.

Average annual total returns For the periods ended December 31, 2020:
	Inception date	1 year	5 years	10 years	Lifetime
− Before taxes	4/13/2010	3.81%	2.59%	2.99%	2.82%
− After taxes on distributions		3.57	2.52	2.95	2.78
− After taxes on distributions and sale of fund shares		3.00	2.40	2.76	2.62

Indexes	1 year	5 years	10 years	Lifetime
Bloomberg California Short-Intermediate Municipal Index (reflects no deductions for account fees, expenses or U.S. federal income taxes)	3.82%	2.53%	3.00%	3.00%
Lipper California Short-Intermediate Municipal Debt Funds Average (reflects no deductions for account fees or U.S. federal income taxes)	2.32	1.85	2.12	1.99
The fund’s annualized 30-day yield at October 31, 2021: 0.42% (For current yield information, please call the fund’s transfer agent at (800) 421-4996.)

After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above. In addition, after-tax returns are not relevant if you hold your fund shares through a tax-favored arrangement, such as a 401(k) plan or individual retirement account (IRA).

Management

Investment adviser Capital Research and Management CompanySM

Portfolio manager The individual primarily responsible for the portfolio management of the fund is:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Mark Marinella Senior Vice President	5 years	Partner – Capital Fixed Income Investors

Purchase and sale of fund shares The minimum amount required to establish an account is $25,000. You may sell (redeem) shares on any business day by contacting your Capital Group Private Client Services investment counselor or by calling (866) 421-2166.

Tax information Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, the fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains.

9     Capital Group Private Client Services Funds / Prospectus

Capital Group California Short-Term Municipal Fund

Investment objectives The fund seeks to preserve your investment and secondarily to provide current income exempt from federal and California income taxes.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees to financial intermediaries, which are not reflected in the tables and examples below.

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	none
Maximum sales charge (load) imposed on reinvested dividends	none
Redemption or exchange fees	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fees	0.25%
Distribution and/or service (12b-1) fees	none
Other expenses	0.04
Total annual fund operating expenses	0.29

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$30	$93	$163	$368

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 43% of the average value of its portfolio.

Principal investment strategies The fund seeks to achieve its objectives by primarily investing in municipal bonds issued by the state of California and its agencies and municipalities. Consistent with the fund’s objectives, the fund may also invest in municipal securities that are issued by jurisdictions outside California.

The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities). Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from both federal and California income taxes. The fund will not invest in securities that subject you to the federal alternative minimum tax. The investment adviser will seek to manage the fund in order to minimize capital gain distributions.

The fund invests primarily in municipal bonds with quality ratings of A- or A3 or better by Nationally Recognized Statistical Rating Organizations (“NRSROs”) designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest a portion of its assets in municipal bonds with quality ratings below A- or A3 by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be no greater than three years.

The fund may invest in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries. The fund may also invest more than 25% of its assets in industrial development bonds.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

Capital Group Private Client Services Funds / Prospectus     10

Principal risks

This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Investing in municipal bonds of issuers within the state of California — Because the fund invests primarily in securities of issuers within the state of California, the fund is more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds. More detailed information about the risks of investing in California municipal securities is contained in the statement of additional information.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

11     Capital Group Private Client Services Funds / Prospectus

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Lipper Short Municipal Debt Funds Average includes funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by calling the fund’s transfer agent at (800) 421-4996.

Average annual total returns For the periods ended December 31, 2020:
	Inception date	1 year	5 years	10 years	Lifetime
− Before taxes	4/13/2010	2.33%	1.59%	1.50%	1.45%
− After taxes on distributions		2.24	1.56	1.49	1.43
− After taxes on distributions and sale of fund shares		1.88	1.49	1.40	1.36

Indexes	1 year	5 years	10 years	Lifetime
Bloomberg California Short Municipal Index (reflects no deductions for account fees, expenses or U.S. federal income taxes)	2.65%	1.77%	1.82%	1.83%
Lipper Short Municipal Debt Funds Average (reflects no deductions for account fees or U.S. federal income taxes)	1.81	1.43	1.30	1.25
The fund’s annualized 30-day yield at October 31, 2021: 0.15% (For current yield information, please call the fund’s transfer agent at (800) 421-4996.)

After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above. In addition, after-tax returns are not relevant if you hold your fund shares through a tax-favored arrangement, such as a 401(k) plan or individual retirement account (IRA).

Management

Investment adviser Capital Research and Management CompanySM

Portfolio manager The individual primarily responsible for the portfolio management of the fund is:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
Mark Marinella Senior Vice President	5 years	Partner – Capital Fixed Income Investors

Purchase and sale of fund shares The minimum amount required to establish an account is $25,000. You may sell (redeem) shares on any business day by contacting your Capital Group Private Client Services investment counselor or by calling (866) 421-2166.

Tax information Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, the fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains.

Capital Group Private Client Services Funds / Prospectus     12

Capital Group Core Bond Fund

Investment objective The fund’s investment objective is to provide you with current income while preserving your investment.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund. You may pay other fees to financial intermediaries, which are not reflected in the tables and examples below.

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	none
Maximum sales charge (load) imposed on reinvested dividends	none
Redemption or exchange fees	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fees	0.25%
Distribution and/or service (12b-1) fees	none
Other expenses	0.03
Total annual fund operating expenses	0.28

Example This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$29	$90	$157	$356

Portfolio turnover The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s investment results. During the most recent fiscal year, the fund’s portfolio turnover rate was 217% of the average value of its portfolio.

Principal investment strategies The fund primarily invests in debt securities, including securities issued and guaranteed by the U.S. government and securities backed by mortgages or other assets. The fund may also invest in debt securities and mortgage-backed securities issued by federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government. In addition, the fund may invest in asset-backed securities (securities backed by assets such as auto loans, credit card receivables or other providers of credit).

The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities), which may be represented by derivatives. The fund primarily invests in debt securities with quality ratings of A- or A3 or better by Nationally Recognized Statistical Rating Organizations (“NRSROs”) designated by the fund’s investment adviser or unrated but determined to be of equivalent quality by the fund’s investment adviser. The fund may invest up to 10% of its assets in debt securities rated in the BBB or Baa rating categories by NRSROs designated by the fund’s investment adviser or unrated but determined to be of equivalent quality by the fund’s investment adviser. Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be between three and 10 years.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

13     Capital Group Private Client Services Funds / Prospectus

Principal risks

This section describes the principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty.

Investing in mortgage-related and other asset-backed securities — Mortgage-related securities, such as mortgage-backed securities, and other asset-backed securities, include debt obligations that represent interests in pools of mortgages or other income-bearing assets, such as consumer loans or receivables. While such securities are subject to the risks associated with investments in debt instruments generally (for example, credit, extension and interest rate risks), they are also subject to other and different risks. Mortgage-backed and other asset-backed securities are subject to changes in the payment patterns of borrowers of the underlying debt, potentially increasing the volatility of the securities and the fund’s net asset value. When interest rates fall, borrowers are more likely to refinance or prepay their debt before its stated maturity. This may result in the fund having to reinvest the proceeds in lower yielding securities, effectively reducing the fund’s income. Conversely, if interest rates rise and borrowers repay their debt more slowly than expected, the time in which the mortgage-backed and other asset-backed securities are paid off could be extended, reducing the fund’s cash available for reinvestment in higher yielding securities. Mortgage-backed securities are also subject to the risk that underlying borrowers will be unable to meet their obligations and the value of property that secures the mortgages may decline in value and be insufficient, upon foreclosure, to repay the associated loans. Investments in asset-backed securities are subject to similar risks.

Investing in securities backed by the U.S. government — Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Capital Group Private Client Services Funds / Prospectus     14

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Your investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. You should consider how this fund fits into your overall investment program.

Investment results The following bar chart shows how the fund’s investment results have varied from year to year, and the following table shows how the fund’s average annual total returns for various periods compare with a broad measure of securities market results and other applicable measures of market results. This information provides some indication of the risks of investing in the fund. The Lipper Short-Intermediate Investment Grade Debt Funds Average includes funds that disclose investment objectives and/or strategies reasonably comparable to those of the fund. Past investment results (before and after taxes) are not predictive of future investment results. Updated information on the fund’s investment results can be obtained by calling the fund’s transfer agent at (800) 421-4996.

Average annual total returns For the periods ended December 31, 2020:
	Inception date	1 year	5 years	10 years	Lifetime
− Before taxes	4/13/2010	7.08%	3.40%	2.78%	2.90%
− After taxes on distributions		5.51	2.38	1.87	1.97
− After taxes on distributions and sale of fund shares		4.39	2.19	1.78	1.87

Indexes	1 year	5 years	10 years	Lifetime
Bloomberg Intermediate A+ U.S. Government/Credit Index (reflects no deductions for account fees, expenses or U.S. federal income taxes)	6.15%	3.23%	2.80%	2.97%
Lipper Short-Intermediate Investment Grade Debt Funds Average (reflects no deductions for account fees or U.S. federal income taxes)	5.11	2.97	2.54	2.70
The fund’s annualized 30-day yield at October 31, 2021: 0.66% (For current yield information, please call the fund’s transfer agent at (800) 421-4996.)

After-tax returns are calculated using the highest individual federal income tax rates in effect during each year of the periods shown and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your individual tax situation and likely will differ from the results shown above. In addition, after-tax returns are not relevant if you hold your fund shares through a tax-favored arrangement, such as a 401(k) plan or individual retirement account (IRA).

Management

Investment adviser Capital Research and Management CompanySM

Portfolio manager The individual primarily responsible for the portfolio management of the fund is:

Portfolio manager/ Fund title (if applicable)	Portfolio manager experience in this fund	Primary title with investment adviser
John R. Queen Senior Vice President	12 years	Partner – Capital Fixed Income Investors

Purchase and sale of fund shares The minimum amount required to establish an account is $25,000. You may sell (redeem) shares on any business day by contacting your Capital Group Private Client Services investment counselor or by calling (866) 421-2166.

Tax information Dividends and capital gain distributions you receive from the fund are subject to federal income taxes and may also be subject to state and local taxes, unless you are tax-exempt or your account is tax-favored.

15     Capital Group Private Client Services Funds / Prospectus

Investment objectives, strategies and risks Except where the context indicates otherwise, all references herein to the “fund” apply to each of the Capital Group Private Client Services Funds.

Capital Group Core Municipal Fund The fund seeks to provide current income exempt from federal income tax while preserving your investment. This investment objective may be changed by the fund’s board without shareholder approval upon 60 days’ written notice to shareholders. The fund seeks to achieve its objective by investing primarily in municipal bonds. Municipal bonds are debt obligations generally issued to obtain funds for various public purposes, including the construction of public facilities.

The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities). Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from federal income tax. The fund will not invest in securities that subject you to the federal alternative minimum tax. The investment adviser will seek to manage the fund in order to minimize capital gain distributions.

The fund invests primarily in municipal bonds with quality ratings of A- or A3 or better by Nationally Recognized Statistical Rating Organizations (“NRSROs”) designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in municipal bonds in the rating categories of BBB or Baa by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be between three and 10 years.

The fund may invest in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries. The fund may also invest more than 25% of its assets in industrial development bonds.

The fund may also invest in futures contracts and swaps, which are types of derivatives. A derivative is a financial contract, the value of which is based on the value of an underlying financial asset (such as a stock, bond or currency), a reference rate or a market index. The fund may invest in a derivative only if, in the opinion of the investment adviser, the expected risks and rewards of the proposed investment are consistent with the investment objective and strategies of the fund as disclosed in this prospectus and in the fund’s statement of additional information.

Capital Group Short-Term Municipal Fund The fund seeks to preserve your investment and secondarily to provide current income exempt from federal income tax. These investment objectives may be changed by the fund’s board without shareholder approval upon 60 days’ written notice to shareholders. The fund seeks to achieve its objectives by investing primarily in municipal bonds. Municipal bonds are debt obligations generally issued to obtain funds for various public purposes, including the construction of public facilities.

The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities). Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from federal income tax. The fund will not invest in securities that subject you to the federal alternative minimum tax. The investment adviser will seek to manage the fund in order to minimize capital gain distributions.

The fund invests primarily in municipal bonds with quality ratings of AA- or Aa3 or better by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in municipal bonds in the rating categories of A- or A3 by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be no greater than three years.

The fund may invest in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries. The fund may also invest more than 25% of its assets in industrial development bonds.

The fund may also invest in futures contracts and swaps, which are types of derivatives. A derivative is a financial contract, the value of which is based on the value of an underlying financial asset (such as a stock, bond or currency), a reference rate or a market index. The fund may invest in a derivative only if, in the opinion of the investment adviser, the expected risks and rewards of the proposed investment are consistent with the investment objective and strategies of the fund as disclosed in this prospectus and in the fund’s statement of additional information.

Capital Group Private Client Services Funds / Prospectus     16

Capital Group California Core Municipal Fund The fund seeks to provide current income exempt from federal and California income taxes while preserving your investment. This investment objective may be changed by the fund’s board without shareholder approval upon 60 days’ written notice to shareholders. The fund seeks to achieve its objective by primarily investing in municipal bonds issued by the state of California and its agencies and municipalities. Consistent with the fund’s objective, the fund may also invest in municipal securities that are issued by jurisdictions outside California. Municipal bonds are debt obligations generally issued to obtain funds for various public purposes, including the construction of public facilities.

The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities). Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from federal and California income taxes. The fund will not invest in securities that subject you to the federal alternative minimum tax. The investment adviser will seek to manage the fund in order to minimize capital gain distributions.

The fund invests primarily in municipal bonds with quality ratings of A- or A3 or better by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest in municipal bonds in the rating categories of BBB or Baa by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be between three and 10 years.

The fund may invest in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries. The fund may also invest more than 25% of its assets in industrial development bonds.

The fund may also invest in futures contracts and swaps, which are types of derivatives. A derivative is a financial contract, the value of which is based on the value of an underlying financial asset (such as a stock, bond or currency), a reference rate or a market index. The fund may invest in a derivative only if, in the opinion of the investment adviser, the expected risks and rewards of the proposed investment are consistent with the investment objective and strategies of the fund as disclosed in this prospectus and in the fund’s statement of additional information.

Capital Group California Short-Term Municipal Fund The fund seeks to preserve your investment and secondarily to provide current income exempt from federal and California income taxes. These investment objectives may be changed by the fund’s board without shareholder approval upon 60 days’ written notice to shareholders. The fund seeks to achieve its objectives by primarily investing in municipal bonds issued by the state of California and its agencies and municipalities. Consistent with the fund’s objectives, the fund may also invest in municipal securities that are issued by jurisdictions outside California. Municipal bonds are debt obligations generally issued to obtain funds for various public purposes, including the construction of public facilities.

The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities). Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from both federal and California income taxes. The fund will not invest in securities that subject you to the federal alternative minimum tax. The investment adviser will seek to manage the fund in order to minimize capital gain distributions.

The fund invests primarily in municipal bonds with quality ratings of A- or A3 or better by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund may also invest a portion of its assets in municipal bonds with quality ratings below A- or A3 by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality. Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be no greater than three years.

The fund may invest in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries. The fund may also invest more than 25% of its assets in industrial development bonds.

The fund may also invest in futures contracts and swaps, which are types of derivatives. A derivative is a financial contract, the value of which is based on the value of an underlying financial asset (such as a stock, bond or currency), a reference rate or a market index. The fund may invest in a derivative only if, in the opinion of the investment adviser, the expected risks and rewards of the proposed investment are consistent with the investment objective and strategies of the fund as disclosed in this prospectus and in the fund’s statement of additional information.

17     Capital Group Private Client Services Funds / Prospectus

Capital Group Core Bond Fund The fund’s investment objective is to provide you with current income while preserving your investment. This investment objective may be changed by the fund’s board without shareholder approval upon 60 days’ written notice to shareholders. The fund primarily invests in debt securities, including securities issued and guaranteed by the U.S. government and securities backed by mortgages or other assets. The fund may also invest in debt securities and mortgage-backed securities issued by federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government. In addition, the fund may invest in asset-backed securities (securities backed by assets such as auto loans, credit card receivables or other providers of credit).

The fund may invest in inflation-linked bonds issued by U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations. Inflation-linked bonds are structured to protect against inflation by linking the bond’s principal and interest payments to an inflation index, such as the Consumer Price Index for Urban Consumers, so that principal and interest adjust to reflect changes in the index.

The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities), which may be represented by other instruments, including derivatives. The fund primarily invests in debt securities with quality ratings of A- or A3 or better by NRSROs designated by the fund’s investment adviser or unrated but determined to be of equivalent quality by the fund’s investment adviser. The fund may invest up to 10% of its assets in debt securities rated in the BBB or Baa rating category by NRSROs designated by the fund’s investment adviser or unrated but determined to be of equivalent quality by the fund’s investment adviser. Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be between three and 10 years.

The fund may also invest in futures contracts and swaps, which are types of derivatives. A derivative is a financial contract, the value of which is based on the value of an underlying financial asset (such as a stock, bond or currency), a reference rate or a market index. The fund may invest in a derivative only if, in the opinion of the investment adviser, the expected risks and rewards of the proposed investment are consistent with the investment objective and strategies of the fund as disclosed in this prospectus and in the fund’s statement of additional information.

Capital Group Private Client Services Funds / Prospectus     18

Applicable to all funds Normally, no fund is required to dispose of a debt security if its rating is reduced below the rating allowed for the fund (or if unrated, when its quality falls below the equivalent rating).

The fund may also hold cash or cash equivalents, including commercial paper and short-term securities issued by the U.S. government, its agencies and instrumentalities. The percentage of the fund invested in such holdings varies and depends on various factors, including market conditions and purchases and redemptions of fund shares. The investment adviser may determine that it is appropriate to invest a substantial portion of the fund’s assets in such instruments in response to certain circumstances, such as periods of market turmoil. For temporary defensive purposes, the fund may invest without limitation in such instruments. A larger percentage of such holdings could moderate the fund’s investment results in a period of rising market prices. Alternatively, a larger percentage of such holdings could reduce the magnitude of the fund’s loss in a period of falling market prices and provide liquidity to make additional investments or to meet redemptions.

The fund may invest in other funds managed by the investment adviser or its affiliates to more effectively invest in a diversified set of securities in a specific asset class such as money market instruments, bonds and other securities (“Central Funds”). Shares of Central Funds are only offered for purchase to the fund’s investment adviser and its affiliates and other funds, investment vehicles and accounts managed by the fund’s investment adviser and its affiliates. When investing in Central Funds, the fund bears its proportionate share of the expenses of the Central Funds in which it invests but does not bear additional management fees through its investment in such Central Funds. The investment results of the portions of the fund’s assets invested in the Central Funds will be based upon the investment results of the Central Funds.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively priced securities that, in its opinion, represent good investment opportunities. The investment adviser believes that an important way to accomplish this is by analyzing various factors, which may include the credit strength of the issuer, prices of similar securities issued by comparable issuers, anticipated changes in interest rates, general market conditions and other factors pertinent to the particular security being evaluated. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.

The following are principal risks associated with investing in the fund.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

19     Capital Group Private Client Services Funds / Prospectus

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

Capital Group Core Municipal Fund
Capital Group Short-Term Municipal Fund
Capital Group California Core Municipal Fund
Capital Group California Short-Term Municipal Fund

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Capital Group Core Municipal Fund
Capital Group California Core Municipal Fund
Capital Group Core Bond Fund

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty.

Capital Group California Core Municipal Fund
Capital Group California Short-Term Municipal Fund

Investing in municipal bonds of issuers within the state of California — Because the fund invests primarily in securities of issuers within the state of California, the fund is more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds. More detailed information about the risks of investing in California municipal securities is contained in the statement of additional information.

Capital Group Core Bond Fund

Investing in mortgage-related and other asset-backed securities — Mortgage-related securities, such as mortgage-backed securities, and other asset-backed securities, include debt obligations that represent interests in pools of mortgages or other income-bearing assets, such as residential mortgage loans, home equity loans, mortgages on commercial buildings, consumer loans and equipment leases. While such securities are subject to the risks associated with investments in debt instruments generally (for example, credit, extension and interest rate risks), they are also subject to other and different risks. Mortgage-backed and other asset-backed securities are subject to changes in the payment patterns of borrowers of the underlying debt, potentially increasing the volatility of the securities and the fund’s net asset value. When interest rates fall, borrowers are more likely to refinance or prepay their debt before its stated maturity. This may result in the fund having to reinvest the proceeds in lower yielding securities, effectively reducing the fund’s income. Conversely, if interest rates rise and borrowers repay their debt more slowly than expected, the time in which the mortgage-backed and other asset-backed securities are paid off could be extended, reducing the fund’s cash available for reinvestment in higher yielding securities. Mortgage-backed securities are also subject to the risk that underlying borrowers will be unable to meet their obligations and the value of property that secures the mortgages may decline in value and be insufficient, upon foreclosure, to repay the associated loans. Investments in asset-backed securities are subject to similar risks, as well as additional risks associated with the assets underlying those securities.

Investing in securities backed by the U.S. government — Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government.

Capital Group Private Client Services Funds / Prospectus     20

The following are additional risks associated with investing in the funds.

Exposure to country, region, industry or sector — Subject to the fund’s investment limitations, the fund may have significant exposure to a particular country, region, industry or sector. Such exposure may cause the fund to be more impacted by risks relating to and developments affecting the country, region, industry or sector, and thus its net asset value may be more volatile, than a fund without such levels of exposure. For example, if the fund has significant exposure in a particular country, then social, economic, regulatory or other issues that negatively affect that country may have a greater impact on the fund than on a fund that is more geographically diversified.

Large shareholder transactions risk — The fund may experience adverse effects when large shareholders purchase or redeem large amounts of shares of the fund. Such large shareholder redemptions may cause the fund to sell portfolio securities at times when it would not otherwise do so, which may negatively impact the fund’s net asset value and liquidity. Similarly, large fund share purchases may adversely affect the fund’s performance to the extent that the fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and may also increase transaction costs. In addition, a large redemption could result in the fund’s current expenses being allocated over a smaller asset base, leading to an increase in the fund’s expense ratio.

Investing in derivatives — The use of derivatives involves a variety of risks, which may be different from, or greater than, the risks associated with investing in traditional securities, such as stocks and bonds. Changes in the value of a derivative may not correlate perfectly with, and may be more sensitive to market events than, the underlying asset, rate or index, and a derivative instrument may expose the fund to losses in excess of its initial investment. Derivatives may be difficult to value, difficult for the fund to buy or sell at an opportune time or price and difficult, or even impossible, to terminate or otherwise offset. The fund’s use of derivatives may result in losses to the fund, and investing in derivatives may reduce the fund’s returns and increase the fund’s price volatility. The fund’s counterparty to a derivative transaction (including, if applicable, the fund’s clearing broker, the derivatives exchange or the clearinghouse) may be unable or unwilling to honor its financial obligations in respect of the transaction. In certain cases, the fund may be hindered or delayed in exercising remedies against or closing out derivative instruments with a counterparty, which may result in additional losses.

Capital Group Core Bond Fund

Investing in inflation-linked bonds — The values of inflation-linked bonds generally fluctuate in response to changes in real interest rates — i.e., rates of interest after factoring in inflation. A rise in real interest rates may cause the prices of inflation-linked securities to fall, while a decline in real interest rates may cause the prices to increase. Inflation-linked bonds may experience greater losses than other debt securities with similar durations when real interest rates rise faster than nominal interest rates. There can be no assurance that the value of an inflation-linked security will be directly correlated to changes in interest rates; for example, if interest rates rise for reasons other than inflation, the increase may not be reflected in the security’s inflation measure.

Investing in inflation-linked bonds may also reduce the fund’s distributable income during periods of deflation. If prices for goods and services decline throughout the economy, the principal and income on inflation-linked securities may decline and result in losses to the fund.

Investing outside the United States — Securities of issuers domiciled outside the United States, or with significant operations or revenues outside the United States, may lose value because of adverse political, social, economic or market developments (including social instability, regional conflicts, terrorism and war) in the countries or regions in which the issuers operate or generate revenue. These securities may also lose value due to changes in foreign currency exchange rates against the U.S. dollar and/or currencies of other countries. Issuers of these securities may be more susceptible to actions of foreign governments, such as nationalization, currency blockage or the imposition of price controls or punitive taxes, each of which could adversely impact the value of these securities. Securities markets in certain countries may be more volatile and/or less liquid than those in the United States. Investments outside the United States may also be subject to different accounting and auditing practices and standards and different regulatory, legal and reporting requirements, and may be more difficult to value, than those in the United States. In addition, the value of investments outside the United States may be reduced by foreign taxes, including foreign withholding taxes on interest and dividends. Further, there may be increased risks of delayed settlement of securities purchased or sold by the fund. The risks of investing outside the United States may be heightened in connection with investments in emerging markets.

21     Capital Group Private Client Services Funds / Prospectus

In addition to the principal investment strategies described above, the funds have other investment practices that are described in the statement of additional information, which includes a description of other risks related to the funds’ principal investment strategies and other investment practices. Each fund’s investment results will depend on the ability of the fund’s investment adviser to navigate the risks discussed above as well as those described in the statement of additional information.

Fund comparative indexes The investment results tables in this prospectus show how the fund’s average annual total returns compare with various broad measures of market results.

The Bloomberg Municipal Short-Intermediate 1-10 Years Index is a market-value-weighted index that includes investment grade tax-exempt bonds with maturities of one to 10 years. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of commissions, account fees, expenses or U.S. federal income taxes. The Lipper Short-Intermediate Municipal Debt Funds Average is composed of funds that invest in municipal debt issues with dollar-weighted average maturities of one to five years. The results of the underlying funds in the average include reinvestment of dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

The Bloomberg Municipal Short 1–5 Years Index is a market-value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to five years. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of commissions, account fees, expenses or U.S. federal income taxes. The Lipper Short Municipal Debt Funds Average is composed of funds that invest in municipal debt issues with dollar-weighted average maturities of less than three years. The results of the underlying funds in the average include reinvestment of dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

The Bloomberg California Short-Intermediate Municipal Index is a market-value-weighted index that includes only investment-grade tax-exempt bonds that are issued from California with maturities of one to 10 years. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of commissions, account fees, expenses or U.S. federal income taxes. The Lipper California Short-Intermediate Municipal Debt Funds Average is composed of funds that limit their assets to those securities that provide income that is exempt from taxation in California, with dollar-weighted average maturities of one to five years. The results of the underlying funds in the average include reinvestment of dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

The Bloomberg California Short Municipal Index is a market value-weighted index that includes only investment-grade tax-exempt bonds that are issued from California and with maturities of one to five years. This index is unmanaged and its results include reinvested distributions but do not reflect the effect of commissions, account fees, expenses or U.S. federal income taxes. The Lipper Short Municipal Debt Funds Average is composed of funds that invest in municipal debt issues with dollar-weighted average maturities of less than three years. The results of the underlying funds in the average include reinvestment of dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

The Bloomberg Intermediate A+ U.S. Government/Credit Index is a market-value-weighted index that tracks the total return of fixed-rate, publicly placed, dollar denominated obligations issued by the U.S. Treasury, U.S. government agencies and quasi-federal corporations, corporate or foreign debt guaranteed by the U.S. government, and U.S. corporate and foreign debentures and secured notes that meet specified maturity, liquidity and quality requirements, with maturities of one to 10 years, excluding BBB-rated securities. This index is unmanaged and its results include reinvested distributions but do not reflect the effect of account fees, expenses or U.S. federal income taxes. The Lipper Short-Intermediate Investment Grade Debt Funds Average is composed of funds that invest primarily in investment-grade debt issues (rated in the top four grades) with dollar-weighted average maturities of one to five years. The results of the underlying funds in the average include the reinvestment of dividends and capital gain distributions, as well as brokerage commissions paid by the funds for portfolio transactions and other fund expenses, but do not reflect the effect of sales charges, account fees or U.S. federal income taxes.

Fund results All fund results in this prospectus reflect the reinvestment of dividends and capital gain distributions, if any. Unless otherwise noted, fund results reflect any fee waivers and/or expense reimbursements in effect during the periods presented.

Portfolio holdings Portfolio holdings information for each fund is available at capitalgrouppcsfunds.com. A description of the funds’ policies and procedures regarding disclosure of information about its portfolio holdings is available in the statement of additional information.

Capital Group Private Client Services Funds / Prospectus     22

Management and organization

Investment adviser On July 1, 2019, the investment adviser of the funds changed from Capital Guardian Trust Company (“CGTC”) to Capital Research and Management Company (“CRMC”), an affiliate of CGTC. Accordingly, CRMC has assumed CGTC’s duties and obligations as investment adviser. Importantly, there has not been a change in the actual control or management of the funds’ investment adviser, and this change did not require shareholder approval.

Capital Research and Management Company, an experienced investment management organization founded in 1931, serves as the investment adviser to the funds and other funds, including the American Funds. Capital Research and Management Company is a wholly owned subsidiary of The Capital Group Companies, Inc. and is located at 333 South Hope Street, Los Angeles, California 90071. Capital Research and Management Company manages the investment portfolio and business affairs of the funds.

The management fees for each fund are based on the daily net assets of the fund. The total management fee paid by each fund to its investment adviser for the most recent fiscal year, as a percentage of average net assets, appears in the Annual Fund Operating Expenses tables under “Fees and expenses of the fund.”

A more detailed description of the Investment Advisory and Service Agreement between the funds and the investment adviser is included in the funds’ statement of additional information, and a discussion regarding the basis for approval by the funds’ board of trustees is contained in the funds’ semi-annual report to shareholders for the period ended April 30, 2021.

Capital Research and Management Company manages equity assets through three equity investment divisions and fixed income assets through its fixed income investment division, Capital Fixed Income Investors. The three equity investment divisions — Capital International Investors, Capital Research Global Investors and Capital World Investors — make investment decisions independently of one another.

The equity investment divisions may, in the future, be incorporated as wholly owned subsidiaries of Capital Research and Management Company. In that event, Capital Research and Management Company would continue to be the investment adviser, and day-to-day investment management of equity assets would continue to be carried out through one or more of these subsidiaries. Although not currently contemplated, Capital Research and Management Company could incorporate its fixed income investment division in the future and engage it to provide day-to-day investment management of fixed income assets. Capital Research and Management Company and each of the funds it advises have received an exemptive order from the U.S. Securities and Exchange Commission that allows Capital Research and Management Company to use, upon approval of the fund’s board, its management subsidiaries and affiliates to provide day-to-day investment management services to the fund, including making changes to the management subsidiaries and affiliates providing such services. Each fund’s shareholders have approved this arrangement; however, there is no assurance that Capital Research and Management Company will incorporate its investment divisions or exercise any authority granted to it under the exemptive order.

23     Capital Group Private Client Services Funds / Prospectus

The Capital SystemSM Capital Research and Management Company uses a system of multiple portfolio managers in managing mutual fund assets. Under this approach, the portfolio of a fund is divided into segments managed by individual managers. In addition, Capital Research and Management Company's investment analysts may make investment decisions with respect to a portion of a fund's portfolio. Investment decisions are subject to a fund’s objective(s), policies and restrictions and the oversight of the appropriate investment-related committees of Capital Research and Management Company and its investment divisions. Notwithstanding the Capital System, certain of the funds are currently managed by one portfolio manager.

Certain senior members of Capital Fixed Income Investors, the investment adviser’s fixed income investment division, serve on the Portfolio Strategy Group. The group utilizes a research-driven process with input from the investment adviser’s analysts, portfolio managers and economists to define investment themes on a range of macroeconomic factors, including duration, yield curve and sector allocation. The investment decisions made by the portfolio managers of the funds are informed by the investment themes discussed by the group.

The table below shows the investment experience and role in management of the funds for each of the fund’s primary portfolio managers.

Portfolio manager	Investment experience	Experience in this fund	Role in management of the funds
Aaron Applebaum	Investment professional for 21 years in total; 14 years with Capital Research and Management Company or affiliate		Serves as a fixed income portfolio manager
Capital Group Core Municipal Fund		5 years
Capital Group Short-Term Municipal Fund		5 years
Mark Marinella	Investment professional for 36 years in total; 9 years with Capital Research and Management Company or affiliate		Serves as a fixed income portfolio manager
Capital Group Core Municipal Fund		5 years
Capital Group Short-Term Municipal Fund		5 years
Capital Group California Core Municipal Fund		5 years
Capital Group California Short-Term Municipal Fund		5 years
John R. Queen	Investment professional for 32 years in total; 20 years with Capital Research and Management Company or affiliate		Serves as a fixed income portfolio manager
Capital Group Core Bond Fund		12 years

Information regarding the portfolio managers’ compensation, their ownership of securities in the funds and other accounts they manage is in the statement of additional information.

Capital Group Private Client Services Funds / Prospectus     24

Purchase, exchange and sale of shares

Each of the municipal bond funds reserves the right not to make its shares available to tax-deferred retirement plans and accounts. Capital Group California Core Municipal Fund and Capital Group California Short-Term Municipal Fund are intended primarily for taxable residents of California and may not be appropriate for residents of other states and tax-exempt entities. Capital Group California Core Municipal Fund and Capital Group California Short-Term Municipal Fund are qualified for sale only in California and other jurisdictions that do not require qualification.

The fund’s transfer agent, on behalf of the fund and American Funds Distributors,® the fund’s distributor, is required by law to obtain certain personal information from you or any other person(s) acting on your behalf in order to verify your or such person’s identity. If you do not provide the information, the transfer agent may not be able to open your account. If the transfer agent is unable to verify your identity or that of any other person(s) authorized to act on your behalf, or believes it has identified potentially criminal activity, the applicable fund and American Funds Distributors reserve the right to close your account or take such other action they deem reasonable or required by law.

Valuing shares The net asset value of the fund is the value of a single share of the fund. The net asset value per share is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. If the New York Stock Exchange makes a scheduled (e.g. the day after Thanksgiving) or an unscheduled close prior to 4 p.m. New York time, the net asset value of the fund will be determined at approximately the time the New York Stock Exchange closes on that day. If on such a day market quotations and prices from third-party pricing services are not based as of the time of the early close of the New York Stock Exchange but are as of a later time (up to approximately 4 p.m. New York time), for example because the market remains open after the close of the New York Stock Exchange, those later market quotations and prices will be used in determining the fund’s net asset value.

Equity securities are valued primarily on the basis of market quotations, and debt securities are valued primarily on the basis of prices from third-party pricing services. Futures contracts are valued primarily on the basis of settlement prices. The fund has adopted procedures for making fair value determinations if market quotations or prices from third-party pricing services, as applicable, are not readily available or are not considered reliable. For example, if events occur between the close of markets outside the United States and the close of regular trading on the New York Stock Exchange that, in the opinion of the investment adviser, materially affect the value of any of the fund’s equity securities that trade principally in those international markets, those securities will be valued in accordance with fair value procedures. Similarly, fair value procedures may be employed if an issuer defaults on its debt securities and there is no market for its securities. Use of these procedures is intended to result in more appropriate net asset values and, where applicable, to reduce potential arbitrage opportunities otherwise available to short-term investors.

Because the fund may hold securities that are listed primarily on foreign exchanges that trade on weekends or days when the fund does not price its shares, the values of securities held in the fund may change on days when you will not be able to purchase or redeem fund shares.

Your shares will be purchased at the net asset value or sold at the net asset value next determined after American Funds Service Company receives your request, provided that your request contains all information and legal documentation necessary to process the transaction. Orders in good order received after the New York Stock Exchange closes (scheduled or unscheduled) will be processed at the net asset value (plus any applicable sales charge) calculated on the following business day.

Purchase of shares Shares of the fund may generally be purchased only by investors who have entered into an Investment Management Agreement with Capital Group Private Client Services, Inc. (“CGPCS”). CGPCS receives an annual fee based on a percentage of a client’s investment in the fund under management by CGPCS pursuant to an investment management agreement. You should read carefully the disclosures provided to you by CGPCS regarding the fees. The disclosures include information about the fees charged to you and paid to CGPCS for the services it provides. Certain investors who are not clients of CGPCS may purchase the fund, as described in the statement of additional information. Investors who wish to purchase, exchange, or sell shares should contact their CGPCS investment counselor or call (866) 421-2166. Alternatively, you may contact the fund’s transfer agent at (800) 421-4996 to purchase shares.

Investors may be eligible to purchase shares of the fund with securities in which the fund is authorized to invest, subject to procedures approved by the board of trustees of the fund.

Purchase minimums and maximums The purchase minimums described in this prospectus may be waived in certain cases.

Exchange Generally, you may exchange your shares for shares of another fund in the Capital Group Private Client Services Funds or for shares of Capital Group U.S. Equity Fund. Investors who wish to exchange shares should contact their Capital Group Private Client Services investment counselor or call (866) 421-2166. Alternatively, you may contact the fund’s transfer agent at (800) 421-4996 to exchange shares.

Exchanges have the same tax consequences as ordinary sales and purchases. For example, to the extent you exchange shares held in a taxable account that are worth more now than what you paid for them, the gain will be subject to taxation.

25     Capital Group Private Client Services Funds / Prospectus

How to sell shares

Investors who wish to sell (redeem) shares should contact their Capital Group Private Client Services investment counselor or call (866) 421-2166. Alternatively, you may contact the fund’s transfer agent at (800) 421-4996 to sell (redeem) shares.

A signature guarantee is required if the redemption is:

· more than $125,000;

· made payable to someone other than the registered shareholder(s); or

· sent to an address other than the address of record or to an address of record that has been changed within the previous 10 days.

The signature guarantee requirement may be waived if Capital Group Private Client Services determines it is appropriate. In addition to the situations described above, Capital Group Private Client Services and/or the fund’s transfer agent reserve the right to require a signature guarantee(s) in other instances based on the circumstances relative to the particular situation. Additional documentation may be required for redemptions of shares held in corporate, partnership or fiduciary accounts.

For all accounts, checks must be made payable to the registered shareholder and must be mailed to an address of record that has been used with the account for at least 10 days, unless you obtain a signature guarantee for the redemption.

The fund typically expects to remit redemption proceeds one business day following receipt and acceptance of a redemption order, regardless of the method the fund uses to make such payment (e.g., check, wire or automated clearing house transfer). However, payment may take longer than one business day and may take up to seven days as generally permitted by the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the fund may be permitted to pay redemption proceeds beyond seven days under certain limited circumstances. In addition, if you recently purchased shares and subsequently request a redemption of those shares, the fund will pay the available redemption proceeds once a sufficient period of time has passed to reasonably ensure that checks or drafts, including certified or cashier’s checks, for the shares purchased have cleared (normally seven business days from the purchase date).

Under normal conditions, the fund typically expects to meet shareholder redemptions by monitoring fund portfolios and redemption activities and by regularly holding a reserve of highly liquid assets, such as cash or cash equivalents. The fund may use additional methods to meet shareholder redemptions, if they become necessary. These methods may include, but are not limited to, the sale of portfolio assets, the use of overdraft protection afforded by the fund’s custodian bank, borrowing from a line of credit or from other funds advised by the investment adviser or its affiliates, and making payment with fund securities or other fund assets rather than in cash (as further discussed in the following paragraph).

While payment of redemptions normally will be in cash, the fund’s agreement and declaration of trust permits payment of the redemption price wholly or partly with portfolio securities or other assets of the fund under conditions and circumstances determined by the fund’s board of trustees. On the same redemption date, some shareholders may be paid in whole or in part in securities (which may differ among those shareholders), while other shareholders may be paid entirely in cash. In general, in-kind redemptions to affiliated shareholders will as closely as practicable represent the affiliated shareholder’s pro rata share of the fund’s securities, subject to certain exceptions. Securities distributed in-kind to unaffiliated shareholders will be selected by the investment adviser in a manner the investment adviser deems to be fair and reasonable to the fund’s shareholders. The disposal of the securities received in-kind may be subject to brokerage costs and, until sold, such securities remain subject to market risk and liquidity risk, including the risk that such securities are or become difficult to sell. If the fund pays your redemption with illiquid or less liquid securities, you will bear the risk of not being able to sell such securities.

Transactions by telephone Generally, you are automatically eligible to redeem or exchange shares by telephone unless you notify Capital Group Private Client Services in writing that you do not want these services. You may reinstate these services at any time.

Unless you decide not to have telephone services on your account(s), you agree to hold each fund, American Funds Service Company, any of its affiliates or mutual funds managed by such affiliates, and each of their respective directors, trustees, officers, employees and agents harmless from any losses, expenses, costs or liabilities (including attorney fees) that may be incurred in connection with the exercise of these privileges, provided that American Funds Service Company employs reasonable procedures to confirm that the instructions received from any person with appropriate account information are genuine. If reasonable procedures are not employed, American Funds Service Company and/or the relevant fund may be liable for losses due to unauthorized or fraudulent instructions.

Capital Group Private Client Services Funds / Prospectus     26

Frequent trading of fund shares The fund and American Funds Distributors reserve the right to reject any purchase order for any reason. The fund is not designed to serve as a vehicle for frequent trading. Frequent trading of fund shares may lead to increased costs to the fund and less efficient management of the fund’s portfolio, potentially resulting in dilution of the value of the shares held by long-term shareholders. Accordingly, purchases, including those that are part of exchange activity, that the fund or American Funds Distributors have determined could involve actual or potential harm to the fund may be rejected.

The fund, through its transfer agent, American Funds Service Company, maintains surveillance procedures that are designed to detect frequent trading in fund shares. Under these procedures, various analytics are used to evaluate factors that may be indicative of frequent trading. For example, transactions in fund shares that exceed certain monetary thresholds may be scrutinized. American Funds Service Company also may review transactions that occur close in time to other transactions in the same account or in multiple accounts under common ownership or influence. Trading activity that is identified through these procedures or as a result of any other information available to the fund will be evaluated to determine whether such activity might constitute frequent trading. These procedures may be modified from time to time as appropriate to improve the detection of frequent trading, to facilitate monitoring for frequent trading in particular retirement plans or other accounts and to comply with applicable laws.

Under the fund’s frequent trading policy, certain trading activity will not be treated as frequent trading, such as:

· retirement plan contributions, loans and distributions (including hardship withdrawals) identified as such;

· purchase transactions involving in-kind transfers of shares of the fund, rollovers, Roth IRA conversions and IRA recharacterizations; and

· systematic redemptions and purchases.

Generally, purchases and redemptions will not be considered “systematic” unless the transaction is prescheduled for a specific date.

American Funds Service Company will work with certain intermediaries (such as investment dealers holding shareholder accounts in street name, retirement plan recordkeepers, insurance company separate accounts and bank trust companies) to apply their own procedures, provided that American Funds Service Company believes the intermediary’s procedures are reasonably designed to enforce the frequent trading policies of the fund. You should refer to disclosures provided by the intermediaries with which you have an account to determine the specific trading restrictions that apply to you.

If American Funds Service Company identifies any activity that may constitute frequent trading, it reserves the right to contact the intermediary and request that the intermediary either provide information regarding an account owner’s transactions or restrict the account owner’s trading. If American Funds Service Company is not satisfied that the intermediary has taken appropriate action, American Funds Service Company may terminate the intermediary’s ability to transact in fund shares.

There is no guarantee that all instances of frequent trading in fund shares will be prevented.

Notwithstanding the fund’s surveillance procedures described above, all transactions in fund shares remain subject to the right of the fund, American Funds Distributors and American Funds Service Company to restrict potentially abusive trading generally, including the types of transactions described above that will not be prevented. See the statement of additional information for more information about how American Funds Service Company may address other potentially abusive trading activity in the fund.

27     Capital Group Private Client Services Funds / Prospectus

Distributions and taxes

Dividends and distributions Each fund declares monthly dividends from net investment income and distribute the accrued dividends, which may fluctuate, to you each month.

Capital gains, if any, are usually distributed in December. When a capital gain is distributed, the net asset value per share is reduced by the amount of the payment.

You may elect to reinvest dividends and/or capital gain distributions to purchase additional shares of the fund or other Capital Group Private Client Services Funds, or you may elect to receive them in cash.

Taxes on dividends and distributions

Capital Group Core Municipal Fund
Capital Group Short-Term Municipal Fund
Capital Group California Core Municipal Fund
Capital Group California Short-Term Municipal Fund

Fund distributions of interest on municipal bonds are generally not subject to federal income tax. However, a fund may distribute taxable dividends, including distributions of short-term capital gains, which are subject to federal taxation as ordinary income. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains.

Depending on their state of residence, shareholders of the fund may be able to exempt from state taxation some or all of the federally tax-exempt income dividends paid by the fund.

Capital Group California Core Municipal Fund and Capital Group California Short-Term Municipal Fund anticipate that the federally exempt interest dividends paid by the fund and derived from interest on bonds exempt from California income tax will also be exempt from California state income tax. To the extent a fund’s dividends are derived from interest on debt obligations that is not exempt from California income tax, however, such dividends will be subject to state income tax.

Moreover, any federally taxable dividends and capital gains distributions from the fund may also be subject to state tax.

Any taxable dividends or capital gain distributions you receive from the fund normally will be taxable to you when made, regardless of whether you reinvest dividends or capital gain distributions or receive them in cash.

Capital Group Core Bond Fund

For federal tax purposes, dividends and distributions of short-term capital gains are taxable as ordinary income. If you are an individual and meet certain holding period requirements with respect to your fund shares, you may be eligible for reduced tax rates on “qualified dividend income,” if any, distributed by the fund to you. The fund’s distributions of net long-term capital gains are taxable as long-term capital gains. Any dividends or capital gain distributions you receive from the fund will normally be taxable to you when made, regardless of whether you reinvest dividends or capital gain distributions or receive them in cash.

Dividends and capital gain distributions that are automatically reinvested in a tax-favored retirement account do not result in federal or state income tax at the time of reinvestment.

Applicable to all funds

Taxes on transactions Your redemptions, including exchanges, may result in a capital gain or loss for federal tax purposes. A capital gain or loss on your investment is the difference between the cost of your shares and the amount you receive when you sell them.

Exchanges within a tax-favored retirement plan account will not result in a capital gain or loss for federal or state income tax purposes. With limited exceptions, distributions from a retirement plan account are taxable as ordinary income.

Shareholder fees Fees borne directly by the fund normally have the effect of reducing a shareholder’s taxable income on distributions.

Please see your tax advisor for more information.

Fund expenses In periods of market volatility, assets of the fund may decline significantly, causing total annual fund operating expenses (as a percentage of the value of your investment) to become higher than the numbers shown in the Annual Fund Operating Expenses tables in this prospectus.

The “Other expenses” items in the Annual Fund Operating Expenses tables for the funds include custodial, legal, transfer agent and various other expenses.

Capital Group Private Client Services Funds / Prospectus     28

Financial highlights The Financial Highlights tables are intended to help you understand each fund’s results for the period shown. Certain information reflects financial results for a single share. The total returns in the tables represent the rate that an investor would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and capital gain distributions). Where indicated, figures in the tables reflect the impact, if any, of certain reimbursements from the funds‘ investment adviser. For more information about these reimbursements, see the fund’s statement of additional information and annual report. The information in the Financial Highlights table for the fiscal years ended October 31, 2018, 2019, 2020 and 2021, has been audited by PricewaterhouseCoopers LLP, whose current report, along with each fund’s financial statements, is included in the statement of additional information, which is available upon request.  The information in the Financial Highlights table for the fiscal year ended October 31, 2017, has been audited by other auditors.

Income (loss) from investment operations[1]	Dividends and distributions
Year ended	Net asset value, beginning of year	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of year	Total return[2]	Net assets, end of year (in millions)	Ratio of expenses to average net assets before reimburse-ments[3]	Ratio of expenses to average net assets after reimburse-ments[2,3]	Ratio of net income to average net assets[2]
Capital Group Core Municipal Fund
10/31/2021	$10.76	$.13	$(.02)	$.11	$(.13)	$(.12)	$(.25)	$10.62	.99%	$785.28%	.28%	1.20%
10/31/2020	10.55	.18	.22	.40	(.18)	(.01)	(.19)	10.76	3.87	652.28	.28	1.70
10/31/2019	10.15	.22	.40	.62	(.22)	—	(.22)	10.55	6.15	584.28	.28	2.11
10/31/2018	10.41	.21	(.26)	(.05)	(.19)	(.02)	(.21)	10.15	(.32)	474.27	.27	2.04
10/31/2017	10.48	.21	(.07)	.14	(.21)	—	[4]	(.21)	10.41	1.39	442.35	.34	2.02
Capital Group Short-Term Municipal Fund
10/31/2021	$10.33	$.09	$(.04)	$.05	$(.09)	$(.03)	$(.12)	$10.26	.43%	$203.31%	.30%	.87%
10/31/2020	10.15	.14	.18	.32	(.14)	—	(.14)	10.33	3.16	208.32	.30	1.36
10/31/2019	9.93	.19	.22	.41	(.19)	—	(.19)	10.15	4.19	127.35	.30	1.92
10/31/2018	10.09	.17	(.18)	(.01)	(.15)	—	(.15)	9.93	.05	138.32	.30	1.67
10/31/2017	10.11	.14	(.02)	.12	(.14)	—	[4]	(.14)	10.09	1.26	150.41	.35	1.42
Capital Group California Core Municipal Fund
10/31/2021	$10.90	$.13	$(.08)	$.05	$(.11)	$(.09)	$(.20)	$10.75	.53%	$664.27%	.27%	1.17%
10/31/2020	10.73	.17	.18	.35	(.17)	(.01)	(.18)	10.90	3.29	627.28	.28	1.55
10/31/2019	10.34	.20	.40	.60	(.20)	(.01)	(.21)	10.73	5.84	557.28	.28	1.89
10/31/2018	10.57	.19	(.23)	(.04)	(.18)	(.01)	(.19)	10.34	(.27)	452.27	.27	1.85
10/31/2017	10.69	.20	(.11)	.09	(.20)	(.01)	(.21)	10.57	.84	388.35	.34	1.88
Capital Group California Short-Term Municipal Fund
10/31/2021	$10.39	$.08	$(.07)	$.01	$(.08)	$(.03)	$(.11)	$10.29	.12%	$182.29%	.29%	.76%
10/31/2020	10.28	.12	.11	.23	(.12)	—	(.12)	10.39	2.26	199.30	.30	1.16
10/31/2019	10.06	.15	.22	.37	(.15)	—	(.15)	10.28	3.55	164.32	.30	1.46
10/31/2018	10.21	.13	(.15)	(.02)	(.12)	(.01)	(.13)	10.06	(.07)	129.31	.30	1.28
10/31/2017	10.23	.11	(.02)	.09	(.11)	—	[4]	(.11)	10.21	.97	120.42	.35	1.11
Capital Group Core Bond Fund
10/31/2021	$10.70	$.14	$(.20)	$(.06)	$(.15)	$(.25)	$(.40)	$10.24	(.60)%	$640.28%	.28%	1.36%
10/31/2020	10.31	.18	.46	.64	(.19)	(.06)	(.25)	10.70	6.28	564.28	.28	1.73
10/31/2019	9.82	.23	.48	.71	(.22)	—	(.22)	10.31	7.33	477.28	.28	2.24
10/31/2018	10.14	.21	(.34)	(.13)	(.19)	—	(.19)	9.82	(1.14)	446.28	.28	2.08
10/31/2017	10.31	.16	(.12)	.04	(.16)	(.05)	(.21)	10.14	.41	416.35	.34	1.58

29     Capital Group Private Client Services Funds / Prospectus

	Year ended October 31,
Portfolio turnover rate for all share classes, excluding mortgage dollar roll transactions[5]	2021	2020	2019	2018	2017
Capital Group Core Bond Fund	48%	80%	114%	41%	52%

	Year ended October 31,
Portfolio turnover rate for all share classes, including mortgage dollar roll transactions[5]	2021	2020	2019	2018	2017
Capital Group Core Municipal Fund	48%	62%	38%	55%	47%
Capital Group Short-Term Municipal Fund	51	58	50	70	42
Capital Group California Core Municipal Fund	38	37	22	69	27
Capital Group California Short-Term Municipal Fund	43	42	39	65	36
Capital Group Core Bond Fund	217	158	151	110	95

1 Based on average shares outstanding.

2 This column reflects the impact, if any, of miscellaneous fee reimbursements by Capital Research and Management Company.

3 Ratios do not include expenses of any Central Funds. The fund indirectly bears its proportionate share of the expenses of any Central Funds, if applicable.

4 Amount less than $.01.

5 Rates do not include the fund’s portfolio activity with respect to any Central Funds, if applicable.

Capital Group Private Client Services Funds / Prospectus     30

More information about the funds
For shareholder services	American Funds Service Company (800) 421-4996
Telephone calls you have with shareholder services may be monitored or recorded for quality assurance, verification and recordkeeping purposes. By speaking to shareholder services on the telephone, you consent to such monitoring and recording.

Annual/Semi-annual report to shareholders The shareholder reports contain additional information about the fund, including financial statements, investment results, portfolio holdings, a discussion of market conditions and the fund’s investment strategies, and the independent registered public accounting firm’s reports (in the annual report).

Statement of additional information (SAI) and codes of ethics The current SAI, as amended from time to time, contains more detailed information about the fund, including the fund’s financial statements, and is incorporated by reference into this prospectus. This means that the current SAI, for legal purposes, is part of this prospectus. The codes of ethics describe the personal investing policies adopted by the fund, the fund’s investment adviser and its affiliated companies.

The codes of ethics and current SAI are on file with the U.S. Securities and Exchange Commission (SEC). These and other related materials about the fund are available for review on the EDGAR database on the SEC’s website at sec.gov or, after payment of a duplicating fee, via email request to publicinfo@sec.gov.

For a complimentary copy of the current SAI, codes of ethics or annual/semi-annual report, or to request other information about the fund or make shareholder inquiries, please visit capitalgrouppcsfunds.com, call (800) 421-4996 or write to the secretary of the fund at 6455 Irvine Center Drive, Irvine, California 92618.

Securities Investor Protection Corporation (SIPC) Shareholders may obtain information about SIPC® on its website at sipc.org or by calling (202) 371-8300.

MFGEPRX-380-0122P Printed in USA CGD/AFD/10210 Litho in USA CGD/AFD/10210 Investment Company File No. 811-22349

American Funds Short-Term Tax-Exempt Bond Fund®
Limited Term Tax-Exempt Bond Fund of America®
The Tax-Exempt Bond Fund of America®
American High-Income Municipal Bond Fund®
The American Funds Tax-Exempt Series IISM
(The Tax-Exempt Fund of California®)
American Funds Tax-Exempt Fund of New York®

Part B
Statement of Additional Information

October 1, 2021

This document is not a prospectus but should be read in conjunction with the current prospectus of American Funds Short-Term Tax-Exempt Bond Fund (“STEX”), Limited Term Tax-Exempt Bond Fund of America (“LTEX”), The Tax-Exempt Bond Fund of America (“TEBF”), American High-Income Municipal Bond Fund (“AHIM”), The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (“TEFCA”), and American Funds Tax-Exempt Fund of New York (“TEFNY”), dated October 1, 2021, and, where applicable, the Class R-6 prospectus for STEX, LTEX, TEBF and AHIM, dated October 1, 2021. Except where the context indicates otherwise, all references herein to the “fund” apply to each of the funds listed below. The prospectus may be obtained from your financial professional, by calling American Funds Service Company® at (800) 421-4225 or by writing to the funds at the following addresses:

Attention: Secretary

American Funds Short-Term Tax-Exempt Bond Fund
Limited Term Tax-Exempt Bond Fund of America
The Tax-Exempt Bond Fund of America
American High-Income Municipal Bond Fund
The American Funds Tax-Exempt Series II
(The Tax-Exempt Fund of California)	American Funds Tax-Exempt Fund of New York
333 South Hope Street	6455 Irvine Center Drive
Los Angeles, California 90071	Irvine, California 92618

	Class A	Class C	Class T	Class F-1	Class F-2	Class F-3	Class R-6
American Funds Short-Term Tax-Exempt Bond Fund	ASTEX	N/A	TAFSX	FSTTX	ASTFX	SFTEX	N/A
Limited Term Tax-Exempt Bond Fund of America	LTEBX	LTXCX	TLTTX	LTXFX	LTEFX	FLTEX	N/A
The Tax-Exempt Bond Fund of America	AFTEX	TEBCX	TLLLX	AFTFX	TEAFX	TFEBX	N/A
American High-Income Municipal Bond Fund	AMHIX	AHICX	TAHHX	ABHFX	AHMFX	HIMFX	N/A
The Tax-Exempt Fund of California	TAFTX	TECCX	TTCAX	TECFX	TEFEX	EXCAX	N/A
American Funds Tax-Exempt Fund of New York	NYAAX	NYACX	TATEX	NYAEX	NYAFX	TFNYX	N/A

Item	Page no.

Certain investment limitations and guidelines	2
Description of certain securities, investment techniques and risks	5
Fund policies	23
Management of the fund	25
Execution of portfolio transactions	70
Disclosure of portfolio holdings	73
Price of shares	75
Taxes and distributions	78
Purchase and exchange of shares	81
Sales charges	86
Sales charge reductions and waivers	89
Selling shares	93
Shareholder account services and privileges	94
General information	97
Appendix	110

Investment portfolio
Financial statements

Tax-exempt income funds — Page 1

American Funds Short-Term Tax-Exempt Bond Fund®
Limited Term Tax-Exempt Bond Fund of America®

Statement of Additional
Information Supplement

July 1, 2022

(for statement of additional information dated October 1, 2021 as supplemented to date)

The table under the heading “Portfolio manager fund holdings and other managed accounts” in the “Management of the fund” section of the statement of additional information for American Funds Short-Term Tax-Exempt Bond Fund and Limited Term Tax-Exempt Bond Fund of America is amended to read as follows. Footnotes to the table in the statement of additional information remain unchanged.

Portfolio manager	Dollar range of fund shares owned[1]	Number of other registered investment companies (RICs) for which portfolio manager is a manager (assets of RICs in billions)[2]		Number of other pooled investment vehicles (PIVs) for which portfolio manager is a manager (assets of PIVs in billions)[2]	Number of other accounts for which portfolio manager is a manager (assets of other accounts in billions) [2,3]
American Funds Short-Term Tax-Exempt Bond Fund
Mark Marinella	$100,001– $500,000	6	$12.7	None	452	$4.76
Vikas Malhotra	$100,001– $500,000	1	$6.9	None	1	$1.50
Limited Term Tax-Exempt Bond Fund of America
Mark Marinella	$100,001– $500,000	6	$6.9	None	452	$4.76
Vikas Malhotra	$100,001– $500,000	1	$1.9	None	1	$1.50

Keep this supplement with your statement of additional information.

Lit No. MFGEBS-523-0722O CGD/10149-S92174

American Funds Short-Term Tax-Exempt Bond Fund®
Limited Term Tax-Exempt Bond Fund of America®
American High-Income Municipal Bond Fund®
The Tax-Exempt Fund of California®
American Funds Tax-Exempt Fund of New York®

Statement of Additional
Information Supplement

May 1, 2022

(for statement of additional information dated October 1, 2021)

1. The table under the heading “Investment Advisory and Service Agreement” in the “Management of the fund” section of the statement of additional information for American Funds Short-Term Tax-Exempt Bond Fund is amended to read as follows:

Rate	Net asset level
	In excess of	Up to
0.204%	$ 0	$15,000,000,000
0.175	15,000,000,000

2. The net asset level table under the heading “Investment Advisory and Service Agreement” in the “Management of the fund” section of the statement of additional information for each of the funds listed below is amended to read as follows:

Limited-Term Tax-Exempt Bond Fund of America

Rate	Net asset level
	In excess of	Up to
0.143%	$ 0	$15,000,000,000
0.120	15,000,000,000

American High-Income Municipal Bond Fund

Rate	Net asset level
	In excess of	Up to
0.151%	$ 0	$15,000,000,000
0.130	15,000,000,000

The Tax-Exempt Fund of California

Rate	Net asset level
	In excess of	Up to
0.157%	$ 0	$15,000,000,000
0.130	15,000,000,000

American Funds Tax-Exempt Fund of New York

Under the Agreement, the investment adviser receives a management fee based on the following annualized rates and daily net asset levels:

Rate	Net asset level
	In excess of	Up to
0.157%	$ 0	$15,000,000,000
0.130	15,000,000,000

3. Under the heading “Investment Advisory and Service Agreement” in the “Management of the fund” section of the statement of additional information for American Funds Short-Term Tax-Exempt Bond Fund, the following paragraph is added:

Fee waiver - The investment adviser is currently reimbursing a portion of the expenses for each share class of STEX. These reimbursements will be in effect through at least May 1, 2023. The adviser may elect at its discretion to extend, modify or terminate the reimbursements at that time.

4. Under the heading “Investment Advisory and Service Agreement” in the “Management of the fund” section of the statement of additional information for American Funds Tax-Exempt Fund of New York, the following paragraph is amended as follows:

Fee waiver - The investment adviser is currently reimbursing a portion of the expenses for each share class of TEFNY. These reimbursements will be in effect through at least May 1, 2023. The adviser may elect at its discretion to extend, modify or terminate the reimbursements at that time. For each of the fiscal years ended July 31, 2021, 2020 and 2019, the total expenses reimbursed by the investment adviser were $161,000, $121,000 and $7,000, respectively.

Keep this supplement with your statement of additional information.

Lit No. MFGEBS-519 -0522P Printed in USA CGD/TM/10149-S88349

Certain investment limitations and guidelines

The following limitations and guidelines are considered at the time of purchase, under normal circumstances, and are based on a percentage of each fund’s net assets unless otherwise noted. This summary is not intended to reflect all of the funds’ investment limitations.

American Funds Short-Term Tax-Exempt Bond Fund

· The fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities exempt from regular federal income tax and that do not subject shareholders to federal alternative minimum tax.

· The fund may invest up to 20% of its assets in securities that may subject fund shareholders to federal alternative minimum tax.

· The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities).

· The fund may invest up to 20% of its assets in debt securities rated in the A rating category (by Nationally Recognized Statistical Rating Organizations (“NRSROs”) designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund currently intends to look to the ratings from Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings. If rating agencies differ, securities will be considered to have received the highest of these ratings, consistent with the fund's investment policies.

· The fund may invest up to 5% of its assets in debt securities rated in the BBB rating category (by NRSROs designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund currently intends to look to the ratings from Moody's Investors Service, Standard & Poor's Ratings Services and Fitch Ratings. If rating agencies differ, securities will be considered to have received the highest of these ratings, consistent with the fund's investment policies.

· The fund’s dollar-weighted average effective maturity will be no greater than three years.

Limited Term Tax-Exempt Bond Fund of America

· The fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities exempt from regular federal income tax and that do not subject fund shareholders to alternative minimum tax.

· The fund may invest up to 20% of its assets in securities that may subject fund shareholders to federal alternative minimum tax.

· The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities).

· The fund may invest up to 20% of its assets in debt securities in the rating category of BBB and the rating category of Baa (by NRSROs designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund currently intends to look to the ratings from Moody’s Investors Service, Standard & Poor’s Ratings

Tax-exempt income funds — Page 2

Services and Fitch Ratings. If rating agencies differ, securities will be considered to have received the highest of these ratings, consistent with the fund's investment policies.

· The fund will not purchase debt securities rated BB+ or below and Ba1 or below (by NRSROs designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality.

· The dollar-weighted average effective maturity of the fund’s portfolio will be between three and 10 years.

The Tax-Exempt Bond Fund of America

· The fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities exempt from regular federal income tax.

· The fund will not invest in securities that subject fund shareholders to federal alternative minimum tax.

· The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities).

· The fund will invest at least 65% of its assets in debt securities rated A- or better or A3 or better (by NRSROs designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality, including cash and money market instruments. The fund currently intends to look to the ratings from Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings. If rating agencies differ, securities will be considered to have received the highest of these ratings, consistent with the fund's investment policies.

· The fund may invest up to 35% of its assets in debt securities rated BBB+ or below and Baa1 or below (by NRSROs designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality.

· The fund may invest up to 10% of its assets in debt securities rated BB+ or below and Ba1 or below (by NRSROs designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality.

American High-Income Municipal Bond Fund

· The fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities exempt from regular federal income tax (including securities subject to alternative minimum tax).

· The fund may invest, without limitation, in securities that may subject fund shareholders to federal alternative minimum tax.

· The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities).

· The fund will invest at least 65% of its assets in debt securities rated A+ or below or A1 or below (by NRSROs designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund currently intends to look to

Tax-exempt income funds — Page 3

the ratings from Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings. If rating agencies differ, securities will be considered to have received the lowest of these ratings, consistent with the fund’s investment policies.

· The fund will invest at least 50% of its assets in debt securities rated BBB+ or below or Baa1 or below (by NRSROs designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality.

The Tax-Exempt Fund of California

· The fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from both regular federal and California income taxes and that do not subject fund shareholders to alternative minimum tax.

· The fund may invest up to 20% of its assets in securities that may subject fund shareholders to federal alternative minimum tax.

· The fund may invest up to 10% of its assets in debt securities rated BB+ or below and Ba1 or below (by NRSROs designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund currently intends to look to the ratings from Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings. If rating agencies differ, securities will be considered to have received the highest of these ratings, consistent with the fund's investment policies.

American Funds Tax-Exempt Fund of New York

· The fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from regular federal, New York State and New York City income taxes and that do not subject fund shareholders to alternative minimum tax.

· The fund may invest up to 20% of its assets in securities that may subject fund shareholders to alternative minimum tax.

· The fund may invest up to 10% of its assets in debt securities rated BB+ or below and Ba1 or below (by NRSROs designated by the fund’s investment adviser) or unrated but determined by the fund’s investment adviser to be of equivalent quality. The fund currently intends to look to the ratings from Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings. If rating agencies differ, securities will be considered to have received the highest of these ratings, consistent with the fund's investment policies.

* * * * * *

The fund may experience difficulty liquidating certain portfolio securities during significant market declines or periods of heavy redemptions.

Tax-exempt income funds — Page 4

Description of certain securities, investment techniques and risks

The descriptions below are intended to supplement the material in the prospectus under “Investment objectives, strategies and risks.”

Market conditions – The value of, and the income generated by, the securities in which the fund invests may decline, sometimes rapidly or unpredictably, due to factors affecting certain issuers, particular industries or sectors, or the overall markets. Rapid or unexpected changes in market conditions could cause the fund to liquidate its holdings at inopportune times or at a loss or depressed value. The value of a particular holding may decrease due to developments related to that issuer, but also due to general market conditions, including real or perceived economic developments such as changes in interest rates, credit quality, inflation, or currency rates, or generally adverse investor sentiment. The value of a holding may also decline due to factors that negatively affect a particular industry or sector, such as labor shortages, increased production costs, or competitive conditions.

Global economies and financial markets are highly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Furthermore, local, regional and global events such as war, acts of terrorism, social unrest, natural disasters, the spread of infectious illness or other public health threats could also adversely impact issuers, markets and economies, including in ways that cannot necessarily be foreseen. The fund could be negatively impacted if the value of a portfolio holding were harmed by such conditions or events.

Significant market disruptions, such as those caused by pandemics, natural or environmental disasters, war, acts of terrorism, or other events, can adversely affect local and global markets and normal market operations. Market disruptions may exacerbate political, social, and economic risks. Additionally, market disruptions may result in increased market volatility; regulatory trading halts; closure of domestic or foreign exchanges, markets, or governments; or market participants operating pursuant to business continuity plans for indeterminate periods of time. Such events can be highly disruptive to economies and markets and significantly impact individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the fund’s investments and operation of the fund. These events could disrupt businesses that are integral to the fund’s operations or impair the ability of employees of fund service providers to perform essential tasks on behalf of the fund.

Governmental and quasi-governmental authorities may take a number of actions designed to support local and global economies and the financial markets in response to economic disruptions. Such actions may include a variety of significant fiscal and monetary policy changes, including, for example, direct capital infusions into companies, new monetary programs and significantly lower interest rates. These actions may result in significant expansion of public debt and may result in greater market risk. Additionally, an unexpected or quick reversal of these policies, or the ineffectiveness of these policies, could negatively impact overall investor sentiment and further increase volatility in securities markets.

Debt instruments — Debt securities, also known as “fixed income securities,” are used by issuers to borrow money. Bonds, notes, debentures, asset-backed securities (including those backed by mortgages), and loan participations and assignments are common types of debt securities. Generally, issuers pay investors periodic interest and repay the amount borrowed either periodically during the life of the security and/or at maturity. Some debt securities, such as zero coupon bonds, do not pay current interest, but are purchased at a discount from their face values and their values accrete over time to face value at maturity. Some debt securities bear interest at rates that are not fixed, but that vary with changes in specified market rates or indices. The market prices of debt securities fluctuate depending on such factors as interest rates, credit quality and maturity. In general, market prices of debt securities decline when interest rates rise and increase when interest rates fall. These fluctuations

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will generally be greater for longer-term debt securities than for shorter-term debt securities. Prices of these securities can also be affected by financial contracts held by the issuer or third parties (such as derivatives) relating to the security or other assets or indices. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or they may pay only a small fraction of the amount owed. Direct indebtedness of countries, particularly developing countries, also involves a risk that the governmental entities responsible for the repayment of the debt may be unable, or unwilling, to pay interest and repay principal when due.

Lower rated debt securities, rated Ba1/BB+ or below by Nationally Recognized Statistical Rating Organizations, are described by the rating agencies as speculative and involve greater risk of default or price changes due to changes in the issuer’s creditworthiness than higher rated debt securities, or they may already be in default. Such securities are sometimes referred to as “junk bonds” or high yield bonds. The market prices of these securities may fluctuate more than higher quality securities and may decline significantly in periods of general economic difficulty. It may be more difficult to dispose of, and to determine the value of, lower rated debt securities. Investment grade bonds in the ratings categories A or Baa/BBB also may be more susceptible to changes in market or economic conditions than bonds rated in the highest rating categories.

Certain additional risk factors relating to debt securities are discussed below:

Sensitivity to interest rate and economic changes — Debt securities may be sensitive to economic changes, political and corporate developments, and interest rate changes. In addition, during an economic downturn or a period of rising interest rates, issuers that are highly leveraged may experience increased financial stress that could adversely affect their ability to meet projected business goals, to obtain additional financing and to service their principal and interest payment obligations. Periods of economic change and uncertainty also can be expected to result in increased volatility of market prices and yields of certain debt securities and derivative instruments. As discussed under “Market conditions” above in this statement of additional information, governments and quasi-governmental authorities may take actions to support local and global economies and financial markets during periods of economic crisis, including direct capital infusions into companies, new monetary programs and significantly lower interest rates. Such actions may expose fixed income markets to heightened volatility and may reduce liquidity for certain investments, which could cause the value of the fund’s portfolio to decline.

Payment expectations — Debt securities may contain redemption or call provisions. If an issuer exercises these provisions in a lower interest rate market, the fund may have to replace the security with a lower yielding security, resulting in decreased income to investors. If the issuer of a debt security defaults on its obligations to pay interest or principal or is the subject of bankruptcy proceedings, the fund may incur losses or expenses in seeking recovery of amounts owed to it.

Liquidity and valuation — There may be little trading in the secondary market for particular debt securities, which may affect adversely the fund’s ability to value accurately or dispose of such debt securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the value and/or liquidity of debt securities.

The investment adviser attempts to reduce the risks described above through diversification of the fund’s portfolio and by credit analysis of each issuer, as well as by monitoring broad economic trends and corporate and legislative developments, but there can be no assurance that it will be successful in doing so.

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Credit ratings for debt securities provided by rating agencies reflect an evaluation of the safety of principal and interest payments, not market value risk. The rating of an issuer is a rating agency’s view of past and future potential developments related to the issuer and may not necessarily reflect actual outcomes. There can be a lag between the time of developments relating to an issuer and the time a rating is assigned and updated. The investment adviser considers these ratings of securities as one of many criteria in making its investment decisions.

Bond rating agencies may assign modifiers (such as +/–) to ratings categories to signify the relative position of a credit within the rating category. Investment policies that are based on ratings categories should be read to include any security within that category, without giving consideration to the modifier except where otherwise provided. See the Appendix to this statement of additional information for more information about credit ratings.

Municipal bonds — Municipal bonds are debt obligations that are exempt from federal, state and/or local income taxes. Opinions relating to the validity of municipal bonds, exclusion of municipal bond interest from an investor’s gross income for federal income tax purposes and, where applicable, state and local income tax, are rendered by bond counsel to the issuing authorities at the time of issuance.

The two principal classifications of municipal bonds are general obligation bonds and limited obligation or revenue bonds. General obligation bonds are secured by the issuer’s pledge of its full faith and credit including, if available, its taxing power for the payment of principal and interest. Issuers of general obligation bonds include states, counties, cities, towns and various regional or special districts. The proceeds of these obligations are used to fund a wide range of public facilities, such as the construction or improvement of schools, highways and roads, water and sewer systems and facilities for a variety of other public purposes. Lease revenue bonds or certificates of participation in leases are payable from annual lease rental payments from a state or locality. Annual rental payments are payable to the extent such rental payments are appropriated annually.

Typically, the only security for a limited obligation or revenue bond is the net revenue derived from a particular facility or class of facilities financed thereby or, in some cases, from the proceeds of a special tax or other special revenues. Revenue bonds have been issued to fund a wide variety of revenue-producing public capital projects including: electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; hospitals; and convention, recreational, tribal gaming and housing facilities. Although the security behind these bonds varies widely, many provide additional security in the form of a debt service reserve fund which may also be used to make principal and interest payments on the issuer's obligations. In addition, some revenue obligations (as well as general obligations) are insured by a bond insurance company or backed by a letter of credit issued by a banking institution.

Revenue bonds also include, for example, pollution control, health care and housing bonds, which, although nominally issued by municipal authorities, are generally not secured by the taxing power of the municipality but by the revenues of the authority derived from payments by the private entity which owns or operates the facility financed with the proceeds of the bonds. Obligations of housing finance authorities have a wide range of security features, including reserve funds and insured or subsidized mortgages, as well as the net revenues from housing or other public projects. Many of these bonds do not generally constitute the pledge of the credit of the issuer of such bonds. The credit quality of such revenue bonds is usually directly related to the credit standing of the user of the facility being financed or of an institution which provides a guarantee, letter of credit or other credit enhancement for the bond issue.

Municipal inflation-indexed bonds — The fund may invest in inflation-indexed bonds issued by municipalities. Interest payments are made to bondholders semi-annually and are made up of two components: a fixed “real coupon” or spread, and a variable coupon linked to an inflation index.

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Accordingly, payments will increase or decrease each period as a result of changes in the inflation index. In a period of deflation payments may decrease to zero, but in any event will not be less than zero.

Insured municipal bonds — The fund may invest in municipal bonds that are insured generally as to the timely payment of interest and repayment of principal. The insurance for such bonds may be purchased by the bond issuer, the fund or any other party, and is usually purchased from private, non-governmental insurance companies. Insurance that covers a municipal bond is expected to protect the fund against losses caused by a bond issuer’s failure to make interest or principal payments. However, insurance does not guarantee the market value of the bond or the prices of the fund’s shares. Also, the investment adviser cannot be certain that the insurance company will make payments it guarantees. The market value of the bond could drop if a bond's insurer fails to fulfill its obligations. Market conditions or changes to ratings criteria could adversely impact the ratings of municipal bond insurers. When rating agencies lower or withdraw the credit rating of the insurer, the insurance may be providing little or no enhancement of credit or resale value to the municipal bond.

U.S. Territories and Commonwealth obligations — The fund may invest in obligations of the territories and Commonwealths of the United States, such as Puerto Rico, the U.S. Virgin Islands, Guam and their agencies and authorities (“territories and Commonwealth”), to the extent such obligations are exempt from federal income taxes. Adverse political and economic conditions and developments affecting any territory or Commonwealth may, in turn, negatively affect the value of the fund’s holdings in such obligations. Territories and Commonwealths face significant fiscal challenges, including persistent government deficits, underfunded retirement systems, sizable debt service obligations and a high unemployment rate. A restructuring of some or all of the debt or a decline in market prices of the territories’ and Commonwealths’ debt obligations, may affect the fund’s investment in these securities. If the economic situation in the territories and Commonwealths persists or worsens, the volatility, credit quality and performance of the fund could be adversely affected.

Zero coupon bonds — Municipalities may issue zero coupon securities which are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest. They are issued and traded at a discount from their face amount or par value, which discount varies depending on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security, and the perceived credit quality of the issuer.

Pre-refunded/Escrowed to maturity bonds — From time to time, a municipality may refund a bond that it has already issued prior to, or in the case of escrowed to maturity bonds on, the original bond’s call or maturity date by issuing a second bond, the proceeds of which are typically used to purchase securities of the U.S. government (including its agencies and instrumentalities). The U.S. government securities are placed in an escrow account. The original bonds then become "pre-refunded" or "escrowed to maturity" and while the security is still tax-exempt, the proceeds of the escrow account act as collateral and the original bonds are considered high-quality in nature as a result. The principal and interest payments on the escrowed securities are then used to pay off the original bondholders on the call or maturity date. The escrow account securities do not guarantee the price movement of the bond before maturity. Investment in pre-refunded and escrowed to maturity bonds held by the fund may subject the fund to interest rate risk, market risk and credit risk. For purposes of diversification, pre-refunded and escrowed to maturity bonds will be treated as U.S. governmental issues.

Cash and cash equivalents — The fund may hold cash and invest in cash equivalents. Cash equivalents include, but are not limited to: (a) shares of money market or similar funds managed by the investment adviser or its affiliates; (b) shares of other money market funds; (c) tax-exempt commercial paper (e.g., short-term notes obligations issued by municipalities that mature, or that may be redeemed in 270 days or less); (d) municipal notes (e.g., bond anticipation notes, revenue anticipation notes, and tax anticipation notes issued by municipalities that mature, or that may be redeemed in one year or less); (e) municipal obligations backed by letters of credit issued by banks or other financial institutions or

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government agencies that mature, or that may be redeemed in one year or less; (f) tax-exempt variable rate debt issued by municipal conduits for corporate obligors; and (g) securities of the U.S. government, its agencies or instrumentalities that mature, or that may be redeemed in one year or less.

Commercial paper — The fund may purchase tax-exempt and/or taxable commercial paper. Commercial paper refers to short-term promissory notes issued by a municipality or corporation to finance its current operations. Such securities normally have maturities of thirteen months or less and, though commercial paper is often unsecured, commercial paper may be supported by letters of credit, surety bonds or other forms of collateral. Maturing commercial paper issuances are usually repaid by the issuer from the proceeds of new commercial paper issuances. As a result, investment in commercial paper is subject to rollover risk, or the risk that the issuer cannot issue enough new commercial paper to satisfy its outstanding commercial paper. Like all fixed income securities, commercial paper prices are susceptible to fluctuations in interest rates. If interest rates rise, commercial paper prices will decline and vice versa. However, the short-term nature of a commercial paper investment makes it less susceptible to volatility than many other fixed income securities because interest rate risk typically increases as maturity lengths increase. Commercial paper tends to yield smaller returns than longer-term corporate debt because securities with shorter maturities typically have lower effective yields than those with longer maturities. As with all fixed income securities, there is a chance that the issuer will default on its commercial paper obligations and commercial paper may become illiquid or suffer from reduced liquidity in these or other situations.

Commercial paper in which the fund may invest includes commercial paper issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the 1933 Act. Section 4(a)(2) commercial paper has substantially the same price and liquidity characteristics as commercial paper generally, except that the resale of Section 4(a)(2) commercial paper is limited to institutional investors who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Technically, such a restriction on resale renders Section 4(a)(2) commercial paper a restricted security under the 1933 Act. In practice, however, Section 4(a)(2) commercial paper typically can be resold as easily as any other unrestricted security held by the fund. Accordingly, Section 4(a)(2) commercial paper has been generally determined to be liquid under procedures adopted by the fund’s board of trustees.

Temporary investments — The fund may invest in short-term municipal obligations of up to one year in maturity when temporary defensive strategies are used as a result of abnormal market conditions, or when such investments are considered advisable for liquidity. Generally, the income from such short-term municipal obligations is exempt from federal income tax. Further, a portion of the fund’s assets may be held in cash or invested in high-quality taxable short-term securities of up to one year in maturity. Such investments may include: (a) obligations of the U.S. Treasury; (b) obligations of agencies and instrumentalities of the U.S. government; (c) money market instruments, such as certificates of deposit issued by domestic banks, corporate commercial paper, and bankers' acceptances; and (d) repurchase agreements.

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Forward commitment, when issued and delayed delivery transactions — The fund may enter into commitments to purchase or sell securities at a future date. When the fund agrees to purchase such securities, it assumes the risk of any decline in value of the security from the date of the agreement. If the other party to such a transaction fails to deliver or pay for the securities, the fund could miss a favorable price or yield opportunity, or could experience a loss.

The fund will not use these transactions for the purpose of leveraging and will segregate liquid assets that will be marked to market daily in an amount sufficient to meet its payment obligations in these transactions. Although these transactions will not be entered into for leveraging purposes, to the extent the fund’s aggregate commitments in connection with these transactions exceed its segregated assets, the fund temporarily could be in a leveraged position (because it may have an amount greater than its net assets subject to market risk). Should market values of the fund’s portfolio securities decline while the fund is in a leveraged position, greater depreciation of its net assets would likely occur than if it were not in such a position. The fund will not borrow money to settle these transactions and, therefore, will liquidate other portfolio securities in advance of settlement if necessary to generate additional cash to meet its obligations. After a transaction is entered into, the fund may still dispose of or renegotiate the transaction. Additionally, prior to receiving delivery of securities as part of a transaction, the fund may sell such securities.

Derivatives — In pursuing its investment objective, the fund may invest in derivative instruments. A derivative is a financial instrument, the value of which depends on, or is otherwise derived from, another underlying variable. Most often, the variable underlying a derivative is the price of a traded asset, such as a traditional cash security (e.g., a stock or bond), a currency or a commodity; however, the value of a derivative can be dependent on almost any variable, from the level of an index or a specified rate to the occurrence (or non-occurrence) of a credit event with respect to a specified reference asset. The fund may take positions in futures contracts and swaps, each of which is a derivative instrument described in greater detail below.

Derivative instruments may be distinguished by the manner in which they trade: some are standardized instruments that trade on an organized exchange while others are individually negotiated and traded in the over-the-counter (OTC) market. Derivatives also range broadly in complexity, from simple derivatives to more complex instruments. As a general matter, however, all derivatives — regardless of the manner in which they trade or their relative complexities — entail certain risks, some of which are different from, and potentially greater than, the risks associated with investing directly in traditional cash securities.

As is the case with traditional cash securities, derivative instruments are generally subject to counterparty credit risk; however, in some cases, derivatives may pose counterparty risks greater than those posed by cash securities. The use of derivatives involves the risk that a loss may be sustained by the fund as a result of the failure of the fund’s counterparty to make required payments or otherwise to comply with its contractual obligations. For some derivatives, though, the value of — and, in effect, the return on — the instrument may be dependent on both the individual credit of the fund’s counterparty and on the credit of one or more issuers of any underlying assets. If the fund does not correctly evaluate the creditworthiness of its counterparty and, where applicable, of issuers of any underlying reference assets, the fund’s investment in a derivative instrument may result in losses. Further, if a fund’s counterparty were to default on its obligations, the fund’s contractual remedies against such counterparty may be subject to applicable bankruptcy and insolvency laws, which could affect the fund’s rights as a creditor and delay or impede the fund’s ability to receive the net amount of payments that it is contractually entitled to receive.

The value of some derivative instruments in which the fund invests may be particularly sensitive to changes in prevailing interest rates, currency exchange rates or other market conditions. Like the fund’s other investments, the ability of the fund to successfully utilize such derivative instruments may depend in part upon the ability of the fund’s investment adviser to accurately forecast interest rates

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and other economic factors. The success of the fund’s derivative investment strategy will also depend on the investment adviser’s ability to assess and predict the impact of market or economic developments on the derivative instruments in which the fund invests, in some cases without having had the benefit of observing the performance of a derivative under all possible market conditions. If the investment adviser incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, or if the investment adviser incorrectly predicts the impact of developments on a derivative instrument, the fund could be exposed to the risk of loss.

Certain derivatives may also be subject to liquidity and valuation risks. The potential lack of a liquid secondary market for a derivative (and, particularly, for an OTC derivative) may cause difficulty in valuing or selling the instrument. If a derivative transaction is particularly large or if the relevant market is illiquid, as is often the case with many privately-negotiated OTC derivatives, the fund may not be able to initiate a transaction or to liquidate a position at an advantageous time or price. Particularly when there is no liquid secondary market for the fund’s derivative positions, the fund may encounter difficulty in valuing such illiquid positions. The value of a derivative instrument does not always correlate perfectly with its underlying asset, rate or index, and many derivatives, and OTC derivatives in particular, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the fund.

Because certain derivative instruments may obligate the fund to make one or more potential future payments, which could significantly exceed the value of the fund’s initial investments in such instruments, derivative instruments may also have a leveraging effect on the fund’s portfolio. Certain derivatives have the potential for unlimited loss, irrespective of the size of the fund’s investment in the instrument. When a fund leverages its portfolio, investments in that fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. In accordance with currently applicable regulatory requirements, the fund will generally segregate or earmark liquid assets, or enter into offsetting financial positions, to cover its obligations under derivative instruments, effectively limiting the risk of leveraging the fund’s portfolio. Because the fund is legally required to maintain asset coverage or offsetting positions in connection with leveraging derivative instruments, the fund’s investments in such derivatives may also require the fund to buy or sell portfolio securities at disadvantageous times or prices in order to comply with applicable requirements.

In October 2020, the SEC adopted a new rule applicable to the fund’s use of derivatives. The new rule, among other things, generally requires a fund to adopt a derivatives risk management program, appoint a derivatives risk manager and comply with an outer limit on fund leverage risk based on value at risk, or “VaR”. However, subject to certain conditions, if a fund uses derivatives only in a limited manner, it may be deemed a limited derivatives user and would not be subject to the full requirements of the new rule. The SEC also eliminated the asset segregation and cover framework, described above, arising from prior SEC guidance for covering derivatives and certain financial instruments effective at the time that a fund complies with the new rule. Compliance with the new rule will be required in August 2022. The implementation of these requirements may limit the ability of the fund to use derivatives as part of its investment strategy.

Futures — The fund may enter into futures contracts to seek to manage the fund’s interest rate sensitivity by increasing or decreasing the duration of the fund or a portion of the fund’s portfolio. A futures contract is an agreement to buy or sell a security or other financial instrument (the “reference asset”) for a set price on a future date. Futures contracts are standardized, exchange-traded contracts, and, when a futures contract is bought or sold, the fund will incur brokerage fees and will be required to maintain margin deposits.

Unlike when the fund purchases or sells a security, such as a stock or bond, no price is paid or received by the fund upon the purchase or sale of a futures contract. When the fund enters into a futures contract, the fund is required to deposit with its futures broker, known as a futures commission merchant (FCM), a specified amount of liquid assets in a segregated

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account in the name of the FCM at the applicable derivatives clearinghouse or exchange. This amount, known as initial margin, is set by the futures exchange on which the contract is traded and may be significantly modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract, which is returned to the fund upon termination of the contract, assuming all contractual obligations have been satisfied. Additionally, on a daily basis, the fund pays or receives cash, or variation margin, equal to the daily change in value of the futures contract. Variation margin does not represent a borrowing or loan by the fund but is instead a settlement between the fund and the FCM of the amount one party would owe the other if the futures contract expired. In computing daily net asset value, the fund will mark-to-market its open futures positions. In the event of the bankruptcy or insolvency of an FCM that holds margin on behalf of the fund, the fund may be entitled to return of margin owed to it only in proportion to the amount received by the FCM’s other customers, potentially resulting in losses to the fund. An event of bankruptcy or insolvency at a clearinghouse or exchange holding initial margin could also result in losses for the fund.

When the fund invests in futures contracts and deposits margin with an FCM, the fund becomes subject to so-called “fellow customer” risk – that is, the risk that one or more customers of the FCM will default on their obligations and that the resulting losses will be so great that the FCM will default on its obligations and margin posted by one customer, such as the fund, will be used to cover a loss caused by a different defaulting customer. Applicable rules generally prohibit the use of one customer’s funds to meet the obligations of another customer and limit the ability of an FCM to use margin posed by non-defaulting customers to satisfy losses caused by defaulting customers. As a general matter, an FCM is required to use its own funds to meet a defaulting customer’s obligations. While a customer’s loss would likely need to be substantial before non-defaulting customers would be exposed to loss on account of fellow customer risk, applicable rules nevertheless permit the commingling of margin and do not limit the mutualization of customer losses from investment losses, custodial failures, fraud or other causes. If the loss is so great that, notwithstanding the application of an FCM’s own funds, there is a shortfall in the amount of customer funds required to be held in segregation, the FCM could default and be placed into bankruptcy. Under these circumstances, bankruptcy law provides that non-defaulting customers will share pro rata in any shortfall. A shortfall in customer segregated funds may also make the transfer of the accounts of non-defaulting customers to another FCM more difficult.

Although certain futures contracts, by their terms, require actual future delivery of and payment for the reference asset, in practice, most futures contracts are usually closed out before the delivery date by offsetting purchases or sales of matching futures contracts. Closing out an open futures contract purchase or sale is effected by entering into an offsetting futures contract sale or purchase, respectively, for the same aggregate amount of the identical reference asset and the same delivery date with the same FCM. If the offsetting purchase price is less than the original sale price (in each case taking into account transaction costs, including brokerage fees), the fund realizes a gain; if it is more, the fund realizes a loss. Conversely, if the offsetting sale price is more than the original purchase price (in each case taking into account transaction costs, including brokerage fees), the fund realizes a gain; if it is less, the fund realizes a loss.

Under current regulations, the fund is generally required to segregate liquid assets equivalent to the fund’s outstanding obligations under each futures contract. With respect to long positions in futures contracts that are not legally required to cash settle, the fund will segregate or earmark liquid assets in an amount equal to the contract price the fund will be required to pay on settlement less the amount of margin deposited with an FCM. For short positions in futures contracts that are not legally required to cash settle, the fund will segregate or earmark liquid assets in an amount that, when added to the amounts deposited with an FCM as margin,

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equals the market value of the reference asset underlying the futures contract. With respect to futures contracts that are required to cash settle, however, the fund is permitted to segregate or earmark liquid assets in an amount that, when added to the amounts deposited with an FCM as margin, equals the fund’s daily marked-to-market (net) obligation under the contract (i.e., the daily market value of the contract itself), if any; in other words, the fund may set aside its daily net liability, if any, rather than the notional value of the futures contract. By segregating or earmarking assets equal only to its net obligation under cash-settled futures, the fund may be able to utilize these contracts to a greater extent than if the fund were required to segregate or earmark assets equal to the full contract price or current market value of the futures contract. Such segregation of assets is intended to ensure that the fund has assets available to satisfy its obligations with respect to futures contracts and to limit any potential leveraging of the fund’s portfolio. However, segregation of liquid assets will not limit the fund’s exposure to loss. To maintain a sufficient amount of segregated assets, the fund may also have to sell less liquid portfolio securities at disadvantageous prices, and the earmarking of liquid assets will have the effect of limiting the fund’s ability to otherwise invest those assets in other securities or instruments.

The value of a futures contract tends to increase and decrease in tandem with the value of its underlying reference asset. Purchasing futures contracts will, therefore, tend to increase the fund’s exposure to positive and negative price fluctuations in the reference asset, much as if the fund had purchased the reference asset directly. When the fund sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the market for the reference asset. Accordingly, selling futures contracts will tend to offset both positive and negative market price changes, much as if the reference asset had been sold.

There is no assurance that a liquid market will exist for any particular futures contract at any particular time. Futures exchanges may establish daily price fluctuation limits for futures contracts and may halt trading if a contract’s price moves upward or downward more than the limit in a given day. On volatile trading days, when the price fluctuation limit is reached and a trading halt is imposed, it may be impossible to enter into new positions or close out existing positions. If the market for a futures contract is not liquid because of price fluctuation limits or other market conditions, the fund may be prevented from promptly liquidating unfavorable futures positions and the fund could be required to continue to hold a position until delivery or expiration regardless of changes in its value, potentially subjecting the fund to substantial losses. Additionally, the fund may not be able to take other actions or enter into other transactions to limit or reduce its exposure to the position. Under such circumstances, the fund would remain obligated to meet margin requirements until the position is cleared. As a result, the fund’s access to other assets held to cover its futures positions could also be impaired.

Although futures exchanges generally operate similarly in the United States and abroad, foreign futures exchanges may follow trading, settlement and margin procedures that are different than those followed by futures exchanges in the United States. Futures contracts traded outside the United States may not involve a clearing mechanism or related guarantees and may involve greater risk of loss than U.S.-traded contracts, including potentially greater risk of losses due to insolvency of a futures broker, exchange member, or other party that may owe initial or variation margin to the fund. Margin requirements on foreign futures exchanges may be different than those of futures exchanges in the United States, and, because initial and variation margin payments may be measured in foreign currency, a futures contract traded outside the United States may also involve the risk of foreign currency fluctuations.

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Swaps — The fund may enter into swap agreements, which are two-party contracts entered into primarily by institutional investors for a specified time period. In a typical swap transaction, two parties agree to exchange the returns earned or realized from one or more underlying assets or rates of return.

Swap agreements can be traded on an exchange and cleared through a central clearinghouse, traded bilaterally and cleared, or traded bilaterally and not cleared. For example, standardized interest rate swaps and credit default swap indices are traded on exchanges and cleared through central clearinghouses. Other forms of swap agreements, such as total return swaps, are entered into on a bilateral basis. Because clearing interposes a central clearinghouse as the ultimate counterparty to each participant’s swap, central clearing is intended to decrease (but not eliminate) counterparty risk relative to uncleared bilateral swaps. To the extent the fund enters into bilaterally negotiated swap transactions, the fund will enter into swap agreements only with counterparties that meet certain credit standards; however, if the counterparty’s creditworthiness deteriorates rapidly and the counterparty defaults on its obligations under the swap agreement or declares bankruptcy, the fund may lose any amount it expected to receive from the counterparty. In addition, uncleared swaps are subject to certain regulatory margin requirements that mandate the posting and collection of minimum margin amounts, which may result in the fund and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case.

The term of a swap can be days, months or years and, as a result, certain swaps may be less liquid than others. If a swap transaction is particularly large or if the relevant market is illiquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Swap agreements can take different forms. The fund may enter into the following types of swap agreements:

Interest rate swaps — The fund may enter into interest rate swaps to seek to manage the interest rate sensitivity of the fund by increasing or decreasing the duration of the fund or a portion of the fund’s portfolio. An interest rate swap is an agreement between two parties to exchange or swap payments based on changes in an interest rate or rates. Typically, one interest rate is fixed and the other is variable based on a designated short-term interest rate such as the Secured Overnight Financing Rate (SOFR), prime rate or other benchmark. In other types of interest rate swaps, known as basis swaps, the parties agree to swap variable interest rates based on different designated short-term interest rates. Interest rate swaps generally do not involve the delivery of securities or other principal amounts. Rather, cash payments are exchanged by the parties based on the application of the designated interest rates to a notional amount, which is the predetermined dollar principal of the trade upon which payment obligations are computed. Accordingly, the fund’s current obligation or right under the swap agreement is generally equal to the net amount to be paid or received under the swap agreement based on the relative value of the position held by each party. Under current regulations, the fund will generally segregate assets with a daily value at least equal to the excess, if any, of the fund’s accrued obligations under the swap agreement over the accrued amount the fund is entitled to receive under the agreement, less the value of any posted margin or collateral on deposit with respect to the position.

In addition to the risks of entering in swaps discussed above, the use of interest rate swaps involves the risk of losses if interest rate changes are not correctly anticipated by the fund’s investment adviser.

Tax-exempt income funds — Page 14

Credit default swap indices — In order to assume exposure to a diversified portfolio of credits or to hedge against existing credit risks, the fund may invest in credit default swap indices, including CDX and iTraxx indices (collectively referred to as “CDSIs”). A CDSI is based on a portfolio of credit default swaps with similar characteristics, such as credit default swaps on high-yield bonds. In a typical CDSI transaction, one party — the protection buyer — is obligated to pay the other party — the protection seller — a stream of periodic payments over the term of the contract. If a credit event, such as a default or restructuring, occurs with respect to any of the underlying reference obligations, the protection seller must pay the protection buyer the loss on those credits. Also, if a restructuring credit event occurs in an iTraxx index, the fund as protection buyer may receive a single name credit default swap (CDS) contract representing the relevant constituent.

The fund may enter into a CDSI transaction as either protection buyer or protection seller. If the fund is a protection buyer, it would pay the counterparty a periodic stream of payments over the term of the contract and would not recover any of those payments if no credit events were to occur with respect to any of the underlying reference obligations. However, if a credit event did occur, the fund, as a protection buyer, would have the right to deliver the referenced debt obligations or a specified amount of cash, depending on the terms of the applicable agreement, and to receive the par value of such debt obligations from the counterparty protection seller. As a protection seller, the fund would receive fixed payments throughout the term of the contract if no credit events were to occur with respect to any of the underlying reference obligations. If a credit event were to occur, however, the value of any deliverable obligation received by the fund, coupled with the periodic payments previously received by the fund, may be less than the full notional value that the fund, as a protection seller, pays to the counterparty protection buyer, effectively resulting in a loss of value to the fund. Furthermore, as a protection seller, the fund would effectively add leverage to its portfolio because it would have investment exposure to the notional amount of the swap transaction.

The use of CDSI, like all other swap agreements, is subject to certain risks, including the risk that the fund’s counterparty will default on its obligations. If such a default were to occur, any contractual remedies that the fund might have may be subject to applicable bankruptcy laws, which could delay or limit the fund’s recovery. Thus, if the fund’s counterparty to a CDSI transaction defaults on its obligation to make payments thereunder, the fund may lose such payments altogether or collect only a portion thereof, which collection could involve substantial costs or delays.

Additionally, when the fund invests in a CDSI as a protection seller, the fund will be indirectly exposed to the creditworthiness of issuers of the underlying reference obligations in the index. If the investment adviser to the fund does not correctly evaluate the creditworthiness of issuers of the underlying instruments on which the CDSI is based, the investment could result in losses to the fund.

Pursuant to current regulations and published positions of the U.S. Securities and Exchange Commission, the fund’s obligations under a CDSI agreement will be accrued daily and, where applicable, offset against any amounts owing to the fund. In connection with CDSI transactions in which the fund acts as protection buyer, the fund will segregate liquid assets with a value at least equal to the fund’s exposure (i.e., any accrued but unpaid net amounts owed by the fund to any counterparty), on a marked-to-market basis, less the value of any posted margin. When the fund acts as protection seller, the fund will segregate liquid assets with a value at least equal to the full notional amount of the swap, less the value of any posted margin. Such segregation is

Tax-exempt income funds — Page 15

intended to ensure that the fund has assets available to satisfy its obligations with respect to CDSI transactions and to limit any potential leveraging of the fund’s portfolio. However, segregation of liquid assets will not limit the fund’s exposure to loss. To maintain this required margin, the fund may also have to sell portfolio securities at disadvantageous prices, and the earmarking of liquid assets will have the effect of limiting the fund’s ability to otherwise invest those assets in other securities or instruments.

Variable and floating rate obligations — The interest rates payable on certain securities and other instruments in which the fund may invest may not be fixed but may fluctuate based upon changes in market interest rates or credit ratings. Variable and floating rate obligations bear coupon rates that are adjusted at designated intervals, based on the then current market interest rates or credit ratings. The rate adjustment features tend to limit the extent to which the market value of the obligations will fluctuate. When the fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the net asset value of the fund’s shares.

The London Interbank Offered Rate (“LIBOR”) is one of the most widely used interest rate benchmarks and is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On July 27, 2017, the U.K. Financial Conduct Authority (“FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. As a result, post-2021, LIBOR may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on certain loans, bonds, derivatives and other instruments in the fund’s portfolio. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. There is no assurance that the composition or characteristics of any such alternative reference rate will be similar to or produce the same value or economic equivalence as LIBOR or that instruments using an alternative rate will have the same volume or liquidity. This, in turn, may affect the value or return on certain of the fund’s investments, result in costs incurred in connection with closing out positions and entering into new trades and reduce the effectiveness of related fund transactions such as hedges. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. Relatedly, there are outstanding contracts governing bonds and other instruments which reference LIBOR that are due to mature beyond the end of 2021. These “legacy contracts” will need to be transitioned to an alternative reference rate, and a failure to do so may adversely impact the security (for example, under existing contract language the instrument could fall back to a fixed rate or have no fallback rate) and create contractual uncertainty, as well as market and litigation risk. These risks may also apply with respect to potential changes in connection with other interbank offering rates (e.g., Euribor) and other indices, rates and values that may be used as “benchmarks” and are the subject of recent regulatory reform.

Issue classification — Securities with the same general quality rating and maturity characteristics, but which vary according to the purpose for which they were issued, often tend to trade at different yields. Correspondingly, securities issued for similar purposes and with the same general maturity characteristics, but which vary according to the creditworthiness of their respective issuers, tend to trade at different yields. These yield differentials tend to fluctuate in response to political and economic developments, as well as temporary imbalances in normal supply/demand relationships. The investment adviser monitors these fluctuations closely, and will attempt to adjust portfolio concentrations in various issue classifications according to the value disparities brought about by these yield relationship fluctuations.

The investment adviser believes that, in general, the market for municipal bonds is less liquid than that for taxable fixed income securities. Accordingly, the ability of the fund to make purchases and sales of

Tax-exempt income funds — Page 16

securities in the foregoing manner may, at any particular time and with respect to any particular securities, be limited or non-existent.

Private placements — Generally, municipal securities acquired in private placements are subject to contractual restrictions on resale. Accordingly, all private placements will be considered illiquid unless they have been specifically determined to be liquid, taking into account factors such as the frequency and volume of trading and the commitment of dealers to make markets under procedures adopted by each fund’s board of trustees.

Restricted or illiquid securities — The fund may purchase securities subject to restrictions on resale. Difficulty in selling such securities may result in a loss or be costly to the fund. Some fund holdings (including some restricted securities) may be deemed illiquid if the fund expects that a reasonable portion of the holding cannot be sold in seven calendar days or less without the sale significantly changing the market value of the investment. The determination of whether a holding is considered illiquid is made by the fund’s adviser under a liquidity risk management program adopted by the fund’s board and administered by the fund’s adviser. The fund may incur significant additional costs in disposing of illiquid securities.

Investing in similar municipal bonds — The fund may invest more than 25% of its assets in municipal obligations of issuers located in the same state or in municipal obligations of the same type that may pay interest on their obligations with revenue from similar projects. This may make a fund more susceptible to economic, political, or regulatory occurrences that affect such issuers, obligation types and projects, such as changes in healthcare regulations, environmental considerations, construction cost increases and labor problems, failure of healthcare facilities to maintain adequate occupancy levels, and inflation. As the similarity in issuers of municipal obligations held by a fund increases, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Tax-exempt securities — While the fund seeks to purchase securities which bear interest that is exempt from federal income taxes – and in the case of TEFCA and TEFNY, also seeks to purchase securities which bear interest that is exempt from (1) California income taxes and (2) New York City and New York state taxes, respectively – there are risks that such interest may be reclassified as taxable by the Internal Revenue Service, or a state tax authority. Actions by the issuer or future legislative, administrative or court actions also could adversely affect the tax-exempt status of interest paid by such securities. Such reclassifications or actions could cause interest from a security to become includable in the gross income of the holder of the security, possibly retroactively, subjecting fund shareholders to increased tax liability. In addition, such reclassifications or actions could cause the value of a security, and therefore the value of the fund’s shares, to decline.

Securities subject to alternative minimum tax — The fund (other than TEBF) may invest in tax-exempt securities believed to pay interest constituting an item of tax preference subject to alternative minimum tax. Therefore, while the fund’s distributions from tax-exempt securities are not subject to regular federal income tax, a portion or all may be included in determining a shareholder's federal alternative minimum tax.

Maturity — In calculating the effective maturity or average life of a particular debt security, a put, call, sinking fund or other feature will be considered to the extent it results in a security whose market characteristics indicate an effective maturity or average life that is shorter than its nominal or stated maturity. The investment adviser will consider the impact on effective maturity of potential changes in the financial condition of issuers and in market interest rates in making investment selections for the fund.

Tax-exempt income funds — Page 17

Adjustment of maturities — The investment adviser seeks to anticipate movements in interest rates and may adjust the maturity distribution of the fund’s portfolio accordingly, keeping in mind the fund’s objectives.

Risk factors relating to California debt obligations — Because TEFCA invests in securities issued by the State of California, its agencies and municipalities, the fund is more susceptible to developments adversely affecting issuers of California securities than a municipal bond fund that does not concentrate its investments in a single state. The information below constitutes only a brief summary and does not purport to be a complete description of risk factors relating to California debt obligations. Certain information is drawn from official statements relating to securities offerings of the State of California and various local agencies in California available as of the date of this statement of additional information and is subject to change. The fund assumes no obligation to independently verify or update this information.

Many factors including both state and national economic, political, regulatory, social and environmental policies and conditions, which are not within the control of the issuers of state related bonds, could have an adverse impact on the financial condition of the state, its various agencies and political subdivisions, as well as other municipal issuers in California. A variety of events, such as, tax base erosion, state constitutional limits on tax increases, budget deficits and other financial difficulties, and changes in the credit ratings assigned to California’s municipal issuers may have an adverse impact on the fund. In addition, natural disasters, such as earthquakes and droughts, may have an adverse effect on the state’s economy.

California’s economy and general financial condition affect the ability of state and local governments to raise revenues to make timely payments on their obligations. Events such as budgetary problems at the state level, fiscal weakness or an overall slowdown in the California economy could adversely impact the fund. Such events can negatively impact the state’s credit rating, make it more expensive for the state to borrow money, and impact municipal issuers’ ability to pay their obligations. Such events could also heighten the risk that prices of debt obligations purchased by the fund, and the fund’s net asset value, will experience greater volatility.

California is the most populous state in the nation and has a diverse economy. Major employers include the agriculture, manufacturing, high technology, services, trade, entertainment and construction sectors. However, certain of California’s significant industries are sensitive to economic disruptions in their export markets. The state’s rate of economic growth, therefore, could be adversely affected by any such disruption. A significant downturn in the housing market or U.S. stock market prices could adversely affect California’s economy by reducing household spending and business investment, particularly in the high technology sector. Moreover, a large and increasing share of the State of California’s General Fund revenue in the form of income and capital gains taxes is directly related to, and would be adversely affected by a significant downturn in the performance of, the stock markets.

Future California constitutional amendments, legislative measures, executive orders, administrative regulations, court decisions and voter initiatives could have an adverse effect on the debt obligations of California issuers. The initiative process is used quite often in California, resulting in numerous initiative items on the ballot for most state and many local elections, any of which could affect the ability of municipal issuers to pay their obligations. For example, revenue and expenditure limitations adopted by California voters, such as Propositions 13 (limiting ad valorem taxes on real property and restricting local taxing entities’ ability to raise real property taxes) and 218 (limiting local governments' ability to impose “property related” fees, assessments and taxes) have constrained local governments’ ability to raise revenue, consequently raising concerns about whether municipalities have sufficient revenue to pay their debt obligations.

Tax-exempt income funds — Page 18

While the fund’s portfolio managers try to reduce risks by investing in a diversified portfolio of securities, including state related bonds, it is not possible to predict the extent to which any or all of the factors described above will affect the ability of the state or other municipal issuers to pay interest or principal on their bonds or the ability of such bonds to maintain market value or marketability.

Risk factors relating to New York debt obligations — Because TEFNY invests in securities issued by the State of New York, its agencies and municipalities, the fund is more susceptible to developments adversely affecting issuers of New York securities than a municipal bond fund that does not concentrate its investments in a single state. The information below constitutes only a brief summary and does not purport to be a complete description of risk factors relating to New York debt obligations. Certain information is drawn from official statements relating to securities offerings of the State of New York and various local agencies in New York available as of the date of this statement of additional information and is subject to change. The fund assumes no obligation to independently verify or update this information.

Many factors including both state and national economic, political, regulatory, social and environmental policies and conditions, which are not within the control of the issuers of state related bonds, could have an adverse impact on the financial condition of the state, its various agencies and political subdivisions, as well as other municipal issuers in New York. New York’s economy and general financial condition affect the ability of state and local governments to raise revenues to make timely payments on their obligations. A variety of events, such as, tax base erosion, state constitutional limits on tax increases, budget deficits and other financial difficulties, changes in the credit ratings assigned to New York’s municipal issuers and natural disasters may have an adverse impact on the fund. Such events can negatively impact the state’s credit rating, make it more expensive for the state to borrow money, and impact issuers’ ability to pay their obligations. Such events could also heighten the risk that prices of debt obligations purchased by the fund, and the fund’s net asset value, will experience greater volatility.

In addition, New York State and New York City represent a large portion of the municipal bond market in New York. Therefore, fiscal and economic challenges facing these entities may have an adverse impact on the overall New York municipal bond market.

The ability of some New York issuers to make principal and interest payments depends in large part on their ability to raise revenues, primarily through taxes, and to control spending. Many factors can affect the state’s revenues including the rate of population growth, unemployment rates, personal income growth, federal aid, and the ability to attract and keep successful businesses. A number of factors can also affect the state’s spending including the need for infrastructure improvements, increased costs for education and other services, current debt levels, and the existence of accumulated budget deficits.

While New York State’s economy is diverse, it has a comparatively large share of the nation’s financial activities, information, education and health services employment, and a very small share of the nation’s farming and mining activity. Travel and tourism constitute an important part of the economy. Like the rest of the nation, the state has a declining proportion of its workforce engaged in manufacturing and an increasing proportion engaged in service industries.

The services sector, which includes professional and business services, private education and healthcare, leisure and hospitality services, among others, is the state’s leading economic sector. New York State is more likely to be affected by a recession that is concentrated in the services sector than other states. Additionally, New York State and New York City’s heavy reliance on the financial services sector makes it vulnerable to an economic slowdown and volatility in the financial services sector.

Future New York constitutional amendments, legislative measures, executive orders, administrative regulations, court decisions and voter initiatives could have an adverse effect on the debt obligations

Tax-exempt income funds — Page 19

of New York issuers. In addition, if constitutional challenges to state laws or other court actions are brought against the state or its agencies and municipalities relating to financing, or the amount and use of taxes, these actions could adversely affect the ability of the state and its political subdivisions to meet their debt obligations, and may require extraordinary appropriations, expenditure reductions, or both.

While the fund’s portfolio managers try to reduce risks by investing in a diversified portfolio of securities, including state related bonds, it is not possible to predict the extent to which any or all of the factors described above will affect the ability of the state or other municipal issuers to pay interest or principal on their bonds or the ability of such bonds to maintain market value or marketability.

Risk of non-compliance with certain federal requirements — The Internal Revenue Code of 1986 (the “Code”) imposes limitations on the use and investment of the proceeds of state and local governmental bonds and of other funds of the issuers of such bonds. These limitations must be satisfied on a continuing basis to maintain the exclusion from gross income of interest on such bonds. The investment adviser relies on the opinion of bond counsel. Bond counsel qualify their opinions as to the federal tax status of new issues of bonds by making such opinions contingent on the issuer’s future compliance with these limitations. Any failure on the part of an issuer to comply could cause the interest on its bonds to become taxable to investors retroactive to the date the bonds were issued. These restrictions in the Code also may affect the availability of certain municipal securities.

Cybersecurity risks — With the increased use of technologies such as the Internet to conduct business, the fund has become potentially more susceptible to operational and information security risks through breaches in cybersecurity. In general, a breach in cybersecurity can result from either a deliberate attack or an unintentional event. Cybersecurity breaches may involve, among other things, infection by computer viruses or other malicious software code or unauthorized access to digital information systems, networks or devices used directly or indirectly by the fund or its service providers through “hacking” or other means, in each case for the purpose of misappropriating assets or sensitive information (including, for example, personal shareholder information), corrupting data or causing operational disruption or failures in the physical infrastructure or operating systems that support the fund. Cybersecurity risks also include the risk of losses of service resulting from external attacks that do not require unauthorized access to the fund’s systems, networks or devices. For example, denial-of-service attacks on the investment adviser’s or an affiliate’s website could effectively render the fund’s network services unavailable to fund shareholders and other intended end-users. Any such cybersecurity breaches or losses of service may cause the fund to lose proprietary information, suffer data corruption or lose operational capacity or may result in unauthorized release or other misuse of confidential information. These, in turn, could cause the fund to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures and/or financial loss. While the fund and its investment adviser have established business continuity plans and risk management systems designed to prevent or reduce the impact of cybersecurity attacks, there are inherent limitations in such plans and systems due in part to the ever-changing nature of technology and cybersecurity attack tactics, and there is a possibility that certain risks have not been adequately identified or prepared for.

In addition, cybersecurity failures by or breaches of the fund’s third-party service providers (including, but not limited to, the fund’s investment adviser, transfer agent, custodian, administrators and other financial intermediaries) may disrupt the business operations of the service providers and of the fund, potentially resulting in financial losses, the inability of fund shareholders to transact business with the fund and of the fund to process transactions, the inability of the fund to calculate its net asset value, violations of applicable privacy and other laws, rules and regulations, regulatory fines, penalties, reputational damage, reimbursement or other compensatory costs and/or additional compliance costs associated with implementation of any corrective measures. The fund and its shareholders could be negatively impacted as a result of any such cybersecurity breaches, and there can be no assurance that the fund will not suffer losses relating to cybersecurity attacks or other informational security breaches

Tax-exempt income funds — Page 20

affecting the fund’s third-party service providers in the future, particularly as the fund cannot control any cybersecurity plans or systems implemented by such service providers.

Cybersecurity risks may also impact issuers of securities in which the fund invests, which may cause the fund’s investments in such issuers to lose value.

Interfund borrowing and lending — Pursuant to an exemptive order issued by the U.S. Securities and Exchange Commission, the fund may lend money to, and borrow money from, other funds advised by Capital Research and Management Company or its affiliates. The fund will borrow through the program only when the costs are equal to or lower than the costs of bank loans. The fund will lend through the program only when the returns are higher than those available from an investment in repurchase agreements. Interfund loans and borrowings normally extend overnight, but can have a maximum duration of seven days. Loans may be called on one day's notice. The fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending fund could result in a lost investment opportunity or additional borrowing costs.

Affiliated investment companies — The fund may purchase shares of another investment company managed by the investment adviser or its affiliates. The risks of owning another investment company are similar to the risks of investing directly in the securities in which that investment company invests. Investments in other investment companies could allow the fund to obtain the benefits of a more diversified portfolio than might otherwise be available through direct investments in a particular asset class, and will subject the fund to the risks associated with the particular asset class or asset classes in which an underlying fund invests. However, an investment company may not achieve its investment objective or execute its investment strategy effectively, which may adversely affect the fund’s performance. Any investment in another investment company will be consistent with the fund’s objective(s) and applicable regulatory limitations.

In October 2020, the U.S. Securities and Exchange Commission adopted certain regulatory changes and took other actions related to the ability of registered investment companies to invest in other registered investment companies. These changes include, among other things, the adoption of Rule 12d1-4 under the 1940 Act, the rescission of Rule 12d1-2 under the 1940 Act, and the withdrawal of certain related exemptive relief and no-action assurances. Such changes could adversely impact the investment strategies and operations of the fund, to the extent that it invests in such other investment companies.

* * * * * *

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Portfolio turnover — Portfolio changes will be made without regard to the length of time particular investments may have been held. Short-term trading profits are not the fund’s objective, and changes in its investments are generally accomplished gradually, though short-term transactions may occasionally be made. Higher portfolio turnover may involve correspondingly greater transaction costs in the form of dealer spreads or brokerage commissions. It may also result in the realization of net capital gains, which are taxable when distributed to shareholders, unless the shareholder is exempt from taxation or his or her account is tax-favored.

Fixed income securities are generally traded on a net basis and usually neither brokerage commissions nor transfer taxes are involved. Transaction costs are usually reflected in the spread between the bid and asked price.

A fund’s portfolio turnover rate would equal 100% if each security in the fund’s portfolio were replaced once per year.

	Fiscal year	Portfolio turnover rate*
STEX	2021	49%
	2020	65
LTEX	2021	43
	2020	56
TEBF	2021	21
	2020	24
AHIM	2021	24
	2020	35
TEFCA	2021	17
	2020	26
TEFNY	2021	24
	2020	27

* Increases (or decreases) in turnover were due to increased (or decreased) trading activity during the period.

See “Financial highlights” in the fund’s prospectus for annual portfolio turnover rates for each of the last five fiscal years.

Tax-exempt income funds — Page 22

Fund policies

All percentage limitations in the following fund policies are considered at the time securities are purchased and are based on the fund’s net assets unless otherwise indicated. None of the following policies involving a maximum percentage of assets will be considered violated unless the excess occurs immediately after, and is caused by, an acquisition by the fund. In managing the fund, the fund’s investment adviser may apply more restrictive policies than those listed below.

Fundamental policies — The fund has adopted the following policies, which may not be changed without approval by holders of a majority of its outstanding shares. Such majority is currently defined in the Investment Company Act of 1940, as amended (the “1940 Act”), as the vote of the lesser of (a) 67% or more of the voting securities present at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities are present in person or by proxy, or (b) more than 50% of the outstanding voting securities.

1. Except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the U.S. Securities and Exchange Commission (“SEC”), SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction, the fund may not:

a. Borrow money;

b. Issue senior securities;

c. Underwrite the securities of other issuers;

d. Purchase or sell real estate or commodities;

e. Make loans; or

f. Purchase the securities of any issuer if, as a result of such purchase, such fund’s investments would be concentrated in any particular industry.

2. The fund may not invest in companies for the purpose of exercising control or management.

3. The fund will maintain its status as a tax-exempt fund consistent with (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

Nonfundamental policies — The following policy may be changed without shareholder approval and applies to STEX, LTEX, TEBF and AHIM only:

The fund may not acquire securities of open-end investment companies or unit investment trusts registered under the 1940 Act in reliance on Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act.

Tax-exempt income funds — Page 23

Additional information about the fund’s policies — The information below is not part of the fund’s fundamental or nonfundamental policies. This information is intended to provide a summary of what is currently required or permitted by the 1940 Act and the rules and regulations thereunder, or by the interpretive guidance thereof by the SEC or SEC staff, for particular fundamental policies of the funds. Information is also provided regarding the fund’s current intention with respect to certain investment practices permitted by the 1940 Act.

For purposes of fundamental policy 1a, the fund may borrow money in amounts of up to 33-1/3% of its total assets from banks for any purpose. Additionally, the fund may borrow up to 5% of its total assets from banks or other lenders for temporary purposes (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). The percentage limitations in this policy are considered at the time of borrowing and thereafter.

For purposes of fundamental policies 1a and 1e, the fund may borrow money from, or loan money to, other funds managed by Capital Research and Management Company or its affiliates to the extent permitted by applicable law and an exemptive order issued by the SEC.

For purposes of fundamental policy 1b, a senior security does not include any promissory note or evidence of indebtedness if such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the fund at the time the loan is made (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). Further, to the extent the fund covers its commitments under certain types of agreements and transactions, including derivatives, mortgage-dollar-roll transactions, sale-buybacks, when-issued, delayed-delivery, or forward commitment transactions, and other similar trading practices, by segregating or earmarking liquid assets equal in value to the amount of the fund’s commitment (in accordance with applicable SEC or SEC staff guidance), such agreement or transaction will not be considered a senior security by the fund.

For purposes of fundamental policy 1c, the policy will not apply to the fund to the extent the fund may be deemed an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of fund portfolio securities in the ordinary course of pursuing its investment objectives and strategies.

For purposes of fundamental policy 1e, the fund may not lend more than 33-1/3% of its total assets, provided that this limitation shall not apply to the fund’s purchase of debt obligations.

For purposes of fundamental policy 1f, the fund may not invest more than 25% of its total assets in the securities of issuers in a particular industry. This policy does not apply to investments in securities of the U.S. government, its agencies or government sponsored enterprises or repurchase agreements with respect thereto.

For purposes of fundamental policy 3, the fund will, under normal circumstances, invest at least 80% of its assets in, or derive at least 80% of its income from securities that are exempt from regular federal income tax and do not subject shareholders to the alternative minimum tax. Additionally, each of STEX, LTEX, TEFCA and TEFNY may only invest up to 20% of its assets in securities that are subject to the alternative minimum tax. TEBF may not invest in securities that are subject to the alternative minimum tax. AHIM may invest, without limitation, in securities that may subject fund shareholders to federal alternative minimum tax.

Tax-exempt income funds — Page 24

Management of the fund

Board of trustees and officers

Independent trustees1

The fund’s nominating and governance committee and board selects independent trustees with a view toward constituting a board that, as a body, possesses the qualifications, skills, attributes and experience to appropriately oversee the actions of such fund’s service providers, decide upon matters of general policy and represent the long-term interests of fund shareholders. In doing so, they consider the qualifications, skills, attributes and experience of the current board members, with a view toward maintaining a board that is diverse in viewpoint, experience, education and skills.

The fund seeks independent trustees who have high ethical standards and the highest levels of integrity and commitment, who have inquiring and independent minds, mature judgment, good communication skills, and other complementary personal qualifications and skills that enable them to function effectively in the context of such fund’s board and committee structure and who have the ability and willingness to dedicate sufficient time to effectively fulfill their duties and responsibilities.

Each independent trustee has a significant record of accomplishments in governance, business, not-for-profit organizations, government service, academia, law, accounting or other professions. Although no single list could identify all experience upon which each fund’s independent trustees draw in connection with their service, the following table summarizes key experience for each independent trustee. These references to the qualifications, attributes and skills of the trustees are pursuant to the disclosure requirements of the SEC, and shall not be deemed to impose any greater responsibility or liability on any trustee or the board as a whole. Notwithstanding the accomplishments listed below, none of the independent trustees is considered an “expert” within the meaning of the federal securities laws with respect to information in each fund’s registration statement.

Tax-exempt income funds — Page 25

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years	Other relevant experience
Francisco G. Cigarroa, MD, 1957 Trustee (2021)	Professor of Surgery, University of Texas Health San Antonio; Trustee, Ford Foundation; Clayton Research Scholar, Clayton Foundation for Biomedical Research	86	None	· Corporate board experience · Service on boards of community and nonprofit organizations · MD
James G. Ellis, 1947 Trustee (STEX–2009; LTEX–2006; TEBF–2006; AHIM–2006; TEFCA–2006; TEFNY–2010)	Professor of Marketing and former Dean, Marshall School of Business, University of Southern California	99	Advanced Merger Partners; J. G. Boswell (agricultural production); Mercury General Corporation	· Service as chief executive officer for multiple companies · Corporate board experience · Service on advisory and trustee boards for charitable, municipal and nonprofit organizations · MBA
Nariman Farvardin, 1956 Trustee (2018)	President, Stevens Institute of Technology	87	None

· Senior management experience, educational institution

· Corporate board experience

· Professor, electrical and computer engineering

· Service on advisory boards and councils for educational, nonprofit and governmental organizations

· MS, PhD, electrical engineering

Tax-exempt income funds — Page 26

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years	Other relevant experience
Mary Davis Holt, 1950 Trustee (2015-2016; 2017)	Principal, Mary Davis Holt Enterprises, LLC (leadership development consulting); former Partner, Flynn Heath Holt Leadership, LLC (leadership consulting); former COO, Time Life Inc. (1993–2003)	87	None

· Service as chief operations officer, global media company

· Senior corporate management experience

· Corporate board experience

· Service on advisory and trustee boards for educational, business and nonprofit organizations

· MBA

R. Clark Hooper, 1946 Trustee (STEX–2005; LTEX–2005; TEBF–2005; AHIM–2005; TEFCA–2005; TEFNY–2010)	Private investor	90	Former director of The Swiss Helvetia Fund, Inc. (until 2016)	· Senior regulatory and management experience, National Association of Securities Dealers (now FINRA) · Service on trustee boards for charitable, educational and nonprofit organizations

Tax-exempt income funds — Page 27

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years	Other relevant experience
Merit E. Janow, 1958 Trustee (2010)	Dean and Professor, Columbia University, School of International and Public Affairs	93	Mastercard Incorporated; Trimble Inc. Former director of The NASDAQ Stock Market LLC (until 2016)

· Service with Office of the U.S. Trade Representative and U.S. Department of Justice

· Corporate board experience

· Service on advisory and trustee boards for charitable, educational and nonprofit organizations

· Experience as corporate lawyer

· JD

Margaret Spellings, 1957 Chair of the Board (Independent and Non-Executive) (STEX–2009; LTEX–2010; TEBF–2010; AHIM–2010; TEFCA–2010; TEFNY–2010)	President and CEO, Texas 2036; former President, Margaret Spellings & Company (public policy and strategic consulting); former President, The University of North Carolina; former President, George W. Bush Foundation	91	Former director of ClubCorp Holdings, Inc. (until 2017)

· Former U.S. Secretary of Education, U.S. Department of Education

· Former Assistant to the President for Domestic Policy, The White House

· Former senior advisor to the Governor of Texas

· Service on advisory and trustee boards for charitable and nonprofit organizations

Tax-exempt income funds — Page 28

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years	Other relevant experience
Alexandra Trower, 1964 Trustee (STEX–2019; LTEX–2019; TEBF–2019; AHIM–2018; TEFCA–2019; TEFNY–2018)	Former Executive Vice President, Global Communications and Corporate Officer, The Estée Lauder Companies	86	None	· Service on trustee boards for charitable and nonprofit organizations · Senior corporate management experience · Branding
Paul S. Williams, 1959 Trustee (2020)	Former Partner/Managing Director, Major, Lindsey & Africa (executive recruiting firm)	86

Air Transport Services Group, Inc. (aircraft leasing and air cargo transportation); Compass Minerals, Inc. (producer of salt and specialty fertilizers); Public Storage, Inc.; Romeo Power, Inc. (manufacturer of batteries for electric vehicles)

Former director of Bob Evans Farms, Inc. (restaurant company) (until 2017); Essendant, Inc. (business products wholesaler) (until 2019)

· Senior corporate management experience

· Corporate board experience

· Corporate governance experience

· Service on trustee boards for charitable and educational nonprofit organizations

· Securities law expertise

· JD

Tax-exempt income funds — Page 29

Interested trustee(s)4,5

Interested trustees have similar qualifications, skills and attributes as the independent trustees. Interested trustees are senior executive officers and/or directors of Capital Research and Management Company or its affiliates. Such management roles with the funds’ service providers also permit the interested trustees to make a significant contribution to the funds’ boards.

Name, year of birth and position with fund (year first elected as a trustee/officer2)	Principal occupation(s) during the past five years and positions held with affiliated entities or the Principal Underwriter of the fund	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years
Karl J. Zeile, 1966 President and Trustee (TEBF-2009; TEFCA-2009) Senior Vice President and Trustee (TEFNY-2010) Trustee (AHIM-2008; LTEX-2004; STEX-2011)	Partner – Capital Fixed Income Investors, Capital Research and Management Company	21	None
Michael C. Gitlin, 1970 Trustee (2015)	Partner – Capital Fixed Income Investors, Capital Research and Management Company; Vice Chairman and Director, Capital Research and Management Company; Director, The Capital Group Companies, Inc.*; served as Head of Fixed Income at a large investment management firm prior to joining Capital Research and Management Company in 2015	86	None

Other officers5

Name, year of birth and position with fund (year first elected as an officer2)	Principal occupation(s) during the past five years and positions held with affiliated entities or the Principal Underwriter of the funds
Aaron Applebaum, 1979 President (STEX–2016) Senior Vice President (LTEX–2016)	Partner – Capital Fixed Income Investors, Capital Research and Management Company
Mark Marinella, 1958 President (LTEX–2019) Senior Vice President (STEX and TEFCA–2019)	Partner – Capital Fixed Income Investors, Capital Research and Management Company
Chad M. Rach, 1972 President (AHIM–2015) Senior Vice President (TEBF–2016)	Partner – Capital Fixed Income Investors, Capital Research and Management Company; Director, Capital Research and Management Company

Tax-exempt income funds — Page 30

Name, year of birth and position with fund (year first elected as an officer2)	Principal occupation(s) during the past five years and positions held with affiliated entities or the Principal Underwriter of the funds
Jerome Solomon, 1963 President (TEFNY–2011) Senior Vice President (AHIM–2017)	Partner — Capital Fixed Income Investors, Capital Research and Management Company

Kristine M. Nishiyama, 1970 Principal Executive Officer (STEX, LTEX, TEBF, AHIM and TEFCA–2003; TEFNY–2010)

Senior Vice President and Senior Counsel – Fund Business Management Group, Capital Research and Management Company; Chair, Senior Vice President, General Counsel and Director, Capital Bank and Trust Company*

Michael W. Stockton, 1967 Executive Vice President (2021)	Senior Vice President – Fund Business Management Group, Capital Research and Management Company
Courtney K. Wolf, 1982 Senior Vice President (AHIM-2021; TEBF-2020)	Partner — Capital Fixed Income Investors, Capital Research and Management Company

Steven I. Koszalka, 1964 Secretary (2010)	Vice President – Fund Business Management Group, Capital Research and Management Company

Brian C. Janssen, 1972 Treasurer (STEX, LTEX and AHIM–2015 and TEBF, TEFCA and TEFNY–2012)	Senior Vice President – Investment Operations, Capital Research and Management Company

Jane Y. Chung, 1974 Assistant Secretary (2014)	Associate – Fund Business Management Group, Capital Research and Management Company
Sandra Chuon, 1972 Assistant Treasurer (2019)	Assistant Vice President, Investment Operations, Capital Research and Management Company

Becky L. Park, 1979 Assistant Treasurer (2021)	Vice President – Investment Operations, Capital Research and Management Company

* Company affiliated with Capital Research and Management Company.

1 The term independent trustee refers to a trustee who is not an “interested person” of the funds within the meaning of the 1940 Act.

2 Trustees and officers of the funds serve until their resignation, removal or retirement.

3 This includes all directorships/trusteeships (other than those in the American Funds or other funds managed by Capital Research and Management Company or its affiliates) that are held by each trustee as a director/trustee of a public company or a registered investment company. Unless otherwise noted, all directorships/trusteeships are current.

4 The term interested trustee refers to a trustee who is an “interested person” of the funds within the meaning of the 1940 Act, on the basis of his or her affiliation with the funds’ investment adviser, Capital Research and Management Company, or affiliated entities (including the funds’ principal underwriter). The listed individual may not be a trustee of all funds listed for him or her, but rather may be an officer of one or more such funds.

5 All of the trustees and/or officers listed are officers and/or directors/trustees of one or more funds for which Capital Research and Management Company serves as investment adviser.

The address for all trustees and officers of the fund is 333 South Hope Street, 55th Floor, Los Angeles, California 90071, Attention: Secretary.

Tax-exempt income funds — Page 31

Fund shares owned by trustees as of December 31, 2020:

Name	Dollar range[1,2] of fund shares owned		Aggregate dollar range[1] of shares owned in all funds in the American Funds family overseen by trustee	Dollar range[1,2] of independent trustees deferred compensation[3] allocated to fund		Aggregate dollar range[1,2] of independent trustees deferred compensation[3] allocated to all funds within American Funds family overseen by trustee
Independent trustees

Francisco G. Cigarroa[4]	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	N/A N/A N/A N/A N/A N/A	N/A	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	N/A N/A N/A N/A N/A N/A	N/A

James G. Ellis	STEX: None LTEX: $10,001 – $50,000 TEBF: $10,001 – $50,000 AHIM: $10,001 – $50,000 TEFCA: None TEFNY: None		Over $100,000	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	N/A N/A N/A N/A N/A N/A	N/A
Nariman Farvardin	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	None None None None None None	Over $100,000	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	N/A N/A N/A N/A N/A N/A	Over $100,000
Mary Davis Holt	STEX: None LTEX: None TEBF: $50,001 - $100,000 AHIM: None TEFCA: None TEFNY: None		Over $100,000	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY	N/A N/A N/A N/A N/A N/A	N/A

Tax-exempt income funds — Page 32

Name	Dollar range[1,2] of fund shares owned		Aggregate dollar range[1] of shares owned in all funds in the American Funds family overseen by trustee	Dollar range[1,2] of independent trustees deferred compensation[3] allocated to fund	Aggregate dollar range[1,2] of independent trustees deferred compensation[3] allocated to all funds within American Funds family overseen by trustee
R. Clark Hooper	STEX: None LTEX: None TEBF: $10,001 – $50,000 AHIM: None TEFCA: None TEFNY: None		Over $100,000	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	N/A N/A N/A N/A N/A N/A	Over $100,000

Merit E. Janow	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	None None Over $100,000 None None Over $100,000	Over $100,000	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	N/A N/A N/A N/A N/A N/A	N/A

Margaret Spellings	STEX: None LTEX: None TEBF: $10,001 – $50,000 AHIM: $10,001 – $50,000 TEFCA: None TEFNY: None		Over $100,000	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	N/A N/A N/A N/A N/A N/A	Over $100,000
Alexandra Trower	STEX: None LTEX: None TEBF: None AHIM: None TEFCA: None TEFNY: $10,001 – $50,000		Over $100,000	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	N/A N/A N/A N/A N/A N/A	Over $100,000

Paul S. Williams	STEX: None LTEX: None TEBF: $10,001 – $50,000 AHIM: None TEFCA: None TEFNY: None		Over $100,000	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	N/A N/A N/A N/A N/A N/A	$50,001 - $100,000

Tax-exempt income funds — Page 33

Name	Dollar range[1,2] of fund shares owned		Aggregate dollar range[1] of shares owned in all funds in the American Funds family overseen by trustee
Interested trustee
Karl J. Zeile	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	Over $100,000 Over $100,000 Over $100,000 Over $100,000 Over $100,000 None	Over $100,000
Michael C. Gitlin	STEX: LTEX: TEBF: AHIM: TEFCA: TEFNY:	Over $100,000 Over $100,000 Over $100,000 Over $100,000 Over $100,000 None	Over $100,000

1 Ownership disclosure is made using the following ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; and Over $100,000. The amounts listed for interested trustees include shares owned through The Capital Group Companies, Inc. retirement plan and 401(k) plan.

2 N/A indicates that the listed individual, as of December 31, 2020, was not a trustee of a particular fund, did not allocate deferred compensation to the fund or did not participate in the deferred compensation plan.

3 Eligible trustees may defer their compensation under a nonqualified deferred compensation plan. Amounts deferred by the trustee accumulate at an earnings rate determined by the total return of one or more American Funds as designated by the trustee.

4 Dr. Cigarroa was elected to the board effective January 2, 2021.

Tax-exempt income funds — Page 34

Trustee compensation — No compensation is paid by the fund to any officer or trustee who is a director, officer or employee of the investment adviser or its affiliates. Except for the independent trustees listed in the “Board of trustees and officers — Independent trustees” table under the “Management of the fund” section in this statement of additional information, all other officers and trustees of the fund are directors, officers or employees of the investment adviser or its affiliates. The boards of funds advised by the investment adviser typically meet either individually or jointly with the boards of one or more other such funds with substantially overlapping board membership (in each case referred to as a “board cluster”). The fund typically pays each independent trustee an annual retainer fee based primarily on the total number of board clusters on which that independent trustee serves.

In addition, the fund generally pays independent trustees attendance and other fees for meetings of the board and their committees. Board and committee chairs receive additional fees for their services.

Independent trustees also receive attendance fees for certain special joint meetings and information sessions with directors and trustees of other groupings of funds advised by the investment adviser. The fund and the other funds served by each independent trustee each pay a portion of these attendance fees.

No pension or retirement benefits are accrued as part of fund expenses. Independent trustees may elect, on a voluntary basis, to defer all or a portion of their fees through a deferred compensation plan in effect for the fund. The fund also reimburses certain expenses of the independent trustees.

Tax-exempt income funds — Page 35

Trustee compensation earned during the fiscal year ended July 31, 2021:

Name	Aggregate compensation (including voluntarily deferred compensation1) from the funds		Total compensation (including voluntarily deferred compensation1) from all funds managed by Capital Research and Management Company or its affiliates
William H. Baribault[2] (retired December 31, 2020)	STEX LTEX TEBF AHIM TEFCA TEFNY	$329 1,294 5,999 1,941 694 59	$206,500
Francisco G. Cigarroa[2] (service began January 2, 2021)	STEX LTEX TEBF AHIM TEFCA TEFNY	461 1,749 7,139 2,496 859 80	159,000
James G. Ellis	STEX LTEX TEBF AHIM TEFCA TEFNY	705 2,723 11,871 3,985 1,399 124	505,000
Nariman Farvardin[2]	STEX LTEX TEBF AHIM TEFCA TEFNY	662 2,558 11,161 3,745 1,315 116	397,000
Mary Davis Holt	STEX LTEX TEBF AHIM TEFCA TEFNY	695 2,681 11,692 3,925 1,378 122	378,000
R. Clark Hooper[2]	STEX LTEX TEBF AHIM TEFCA TEFNY	591 2,283 9,958 3,342 1,173 104	426,676
Merit E. Janow[2]	STEX LTEX TEBF AHIM TEFCA TEFNY	569 2,196 9,592 3,217 1,130 100	398,488
Margaret Spellings[2]	STEX LTEX TEBF AHIM TEFCA TEFNY	724 2,798 12,238 4,101 1,441 127	503,476

Tax-exempt income funds — Page 36

Name	Aggregate compensation (including voluntarily deferred compensation1) from the funds		Total compensation (including voluntarily deferred compensation1) from all funds managed by Capital Research and Management Company or its affiliates
Alexandra Trower[2]	STEX LTEX TEBF AHIM TEFCA TEFNY	791 3,047 13,172 4,445 1,556 139	277,000
Paul S. Williams[2]	STEX LTEX TEBF AHIM TEFCA TEFNY	915 3,534 15,412 5,173 1,816 161	321,250

1 Amounts may be deferred by eligible trustees under a nonqualified deferred compensation plan adopted by STEX, LTEX, TEBF, AHIM and TEFCAs in 1993 and TEFNY in 2010. Deferred amounts accumulate at an earnings rate determined by the total return of one or more American Funds as designated by the trustees. Compensation shown in this table for the fiscal year ended July 31, 2021 does not include earnings on amounts deferred in previous fiscal years. See footnote 2 to this table for more information.

2 Since the deferred compensation plans’ adoption, the total amount of deferred compensation accrued by the funds (plus earnings thereon) through the end of the 2021 fiscal year for participating trustees is as follows:
STEX – William H. Baribault ($871), Francisco G. Cigarroa ($219), Nariman Farvardin ($3,041), R. Clark Hooper ($1,816), Merit E. Janow ($73), Margaret Spellings ($2,132), Alexandra Trower ($2,351) and Paul S. Williams ($494);
LTEX – William H. Baribault ($3,366), Francisco G. Cigarroa ($829), Nariman Farvardin ($11,829), R. Clark Hooper ($7,065), Merit E. Janow ($278), Margaret Spellings ($8,846), Alexandra Trower ($8,959) and Paul S. Williams ($1,893);
TEBF – William H. Baribault ($16,081), Francisco G. Cigarroa ($3,386), Nariman Farvardin ($223,384), R. Clark Hooper ($30,795), Merit E. Janow ($1,137), Margaret Spellings ($31,846), Alexandra Trower ($42,083) and Paul S. Williams ($8,853);
AHIM – William H. Baribault ($5,566), Francisco G. Cigarroa ($1,184), Nariman Farvardin ($18,608), R. Clark Hooper ($11,117), Merit E. Janow ($397), Margaret Spellings ($10,581), Alexandra Trower ($44,031) and Paul S. Williams ($3,052);
TEFCA – William H. Baribault ($1,920), Francisco G. Cigarroa ($407), Nariman Farvardin ($6,557), R. Clark Hooper ($3,915), Merit E. Janow ($137), Margaret Spellings ($4,652), Alexandra Trower ($4,990) and Paul S. Williams ($1,044); and
TEFNY – William H. Baribault ($165), Francisco G. Cigarroa ($38), Nariman Farvardin ($609), R. Clark Hooper ($363), Merit E. Janow ($13), Margaret Spellings ($396), Alexandra Trower ($1,559) and Paul S. Williams ($90).
Amounts deferred and accumulated earnings thereon are not funded and are general unsecured liabilities of the funds until paid to the trustees.

Tax-exempt income funds — Page 37

Fund organization and the board of trustees — The fund is an open-end, diversified management investment company. American Funds Short-Term Tax-Exempt Bond Fund was organized as The Tax-Exempt Money Fund of America, a Massachusetts business trust, on December 5, 1988, and reorganized as a Delaware statutory trust on August 7, 2009. Limited Term Tax-Exempt Bond Fund of America was organized as a Massachusetts business trust on July 12, 1993 and reorganized as a Delaware statutory trust on November 1, 2010. The Tax-Exempt Bond Fund of America was organized as a Maryland corporation on July 20, 1979 and reorganized as a Delaware statutory trust on November 1, 2010. American High-Income Municipal Bond Fund was organized as a Maryland corporation on June 14, 1994 and reorganized as a Delaware statutory trust on November 1, 2010. The Tax-Exempt Fund of California was organized as a Massachusetts business trust on May 30, 1986 and reorganized as a Delaware statutory trust on November 1, 2010. American Funds Tax-Exempt Fund of New York was organized as a Delaware statutory trust on July 16, 2010. All fund operations are supervised by the fund’s boards of trustees (“board”) which meets periodically and performs duties required by applicable state and federal laws.

Delaware law charges trustees with the duty of managing the business affairs of the trust. Trustees are considered to be fiduciaries of the trust and owe duties of care and loyalty to the trust and its shareholders.

Independent board members are paid certain fees for services rendered to each fund as described above. They may elect to defer all or a portion of these fees through a deferred compensation plan in effect for each fund.

The fund has several different classes of shares. Shares of each class represent an interest in the same investment portfolio. Each class has pro rata rights as to voting, redemption, dividends and liquidation, except that each class bears different distribution expenses and may bear different transfer agent fees and other expenses properly attributable to the particular class as approved by the board of trustees and set forth in each fund’s rule 18f-3 Plan. Each class’ shareholders have exclusive voting rights with respect to the respective class’ rule 12b-1 plans adopted in connection with the distribution of shares and on other matters in which the interests of one class are different from interests in another class. Shares of all classes of the fund vote together on matters that affect all classes in substantially the same manner. Each class votes as a class on matters that affect that class alone. In addition, the trustees have the authority to establish new series and classes of shares, and to split or combine outstanding shares into a greater or lesser number, without shareholder approval.

The fund does not hold annual meetings of shareholders. However, significant matters that require shareholder approval, such as certain elections of board members or a change in a fundamental investment policy, will be presented to shareholders at a meeting called for such purpose. Shareholders have one vote per share owned.

The fund’s declaration of trust and by-laws, as well as separate indemnification agreements with independent trustees, provide in effect that, subject to certain conditions, the fund will indemnify its officers and trustees against liabilities or expenses actually and reasonably incurred by them relating to their service to the fund. However, trustees are not protected from liability by reason of their willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office.

Removal of trustees by shareholders — At any meeting of shareholders, duly called and at which a quorum is present, shareholders of the fund may, by the affirmative vote of the holders of two-thirds of the votes entitled to be cast, remove any trustee from office with the fund and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed trustees. In addition, the trustees of the fund will promptly call a meeting of shareholders for the purpose of voting upon the

Tax-exempt income funds — Page 38

removal of any trustees of the fund when requested in writing to do so by the record holders of at least 10% of such fund’s outstanding shares.

Leadership structure — The board’s chair is currently an independent trustee who is not an “interested person” of the fund within the meaning of the 1940 Act. The board has determined that an independent chair facilitates oversight and enhances the effectiveness of the board. The independent chair’s duties include, without limitation, generally presiding at meetings of the board, approving board meeting schedules and agendas, leading meetings of the independent trustees in executive session, facilitating communication with committee chairs, and serving as the principal independent trustee contact for fund management and counsel to the independent trustees and the fund.

Risk oversight — Day-to-day management of the fund, including risk management, is the responsibility of the fund’s contractual service providers, including the fund’s investment adviser, principal underwriter/distributor and transfer agent. Each of these entities is responsible for specific portions of the fund’s operations, including the processes and associated risks relating to the fund’s investments, integrity of cash movements, financial reporting, operations and compliance. The board of trustees oversees the service providers’ discharge of their responsibilities, including the processes they use to manage relevant risks. In that regard, the board receives reports regarding the operations of the fund’s service providers, including risks. For example, the board receives reports from investment professionals regarding risks related to the fund’s investments and trading. The board also receives compliance reports from the fund’s and the investment adviser’s chief compliance officers addressing certain areas of risk.

Committees of the fund’s board, which are comprised of independent board members, none of whom is an “interested person” of the fund within the meaning of the 1940 Act, as well as joint committees of independent board members of funds managed by Capital Research and Management Company, also explore risk management procedures in particular areas and then report back to the full board. For example, the fund’s audit committee oversees the processes and certain attendant risks relating to financial reporting, valuation of fund assets, and related controls. Similarly, a joint review and advisory committee oversees certain risk controls relating to the fund's transfer agency services.

Not all risks that may affect the fund can be identified or processes and controls developed to eliminate or mitigate their effect. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the fund’s objectives. As a result of the foregoing and other factors, the ability of the fund’s service providers to eliminate or mitigate risks is subject to limitations.

Committees of the board of trustees — The fund has an audit committee comprised of Francisco G. Cigarroa, James G. Ellis, Mary Davis Holt and Paul S. Williams. The committee provides oversight regarding the funds’ accounting and financial reporting policies and practices, their internal controls and the internal controls of the funds’ principal service providers. The committee acts as a liaison between the funds’ independent registered public accounting firm and the full board of trustees. The audit committee held five meetings during the 2021 fiscal year.

The fund has a contracts committee comprised of all of its independent board members. The committee’s principal function is to request, review and consider the information deemed necessary to evaluate the terms of certain agreements between the fund and their investment adviser or the investment adviser’s affiliates, such as the Investment Advisory and Service Agreement, Principal Underwriting Agreement, Administrative Services Agreement and Plans of Distribution adopted pursuant to rule 12b-1 under the 1940 Act, that the fund may enter into, renew or continue, and to make its recommendations to the full board of trustees on these matters. The contracts committee held one meeting during the 2021 fiscal year.

Tax-exempt income funds — Page 39

The fund has a nominating and governance committee comprised of Nariman Farvardin, R. Clark Hooper, Merit E. Janow, Margaret Spellings and Alexandra Trower. The committee periodically reviews such issues as each board’s composition, responsibilities, committees, compensation and other relevant issues, and recommends any appropriate changes to the full board of trustees. The committee also coordinates annual self-assessments of the board and evaluates, selects and nominates independent trustee candidates to the full board of trustees. While the committee normally is able to identify from its own and other resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the boards. Such suggestions must be sent in writing to the nominating and governance committee of the fund, addressed to the fund’s secretary, and must be accompanied by complete biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee for consideration of his or her name by the committee. The fund’s nominating and governance committee held two meetings during the 2021 fiscal year.

The independent board members of the fund have oversight responsibility for the fund and certain other funds managed by the investment adviser. As part of their oversight responsibility for these funds, each independent board member sits on one of three fund review committees comprised solely of independent board members. The three committees are divided by portfolio type. Each committee functions independently and is not a decision making body. The purpose of the committees is to assist the board of each fund in the oversight of the investment management services provided by the investment adviser. In addition to regularly monitoring and reviewing investment results, investment activities and strategies used to manage the fund’s assets, the committees also receive reports from the investment adviser’s Principal Investment Officers for the funds, portfolio managers and other investment personnel concerning efforts to achieve the fund’s investment objectives. Each committee reports to the full board of the fund.

Proxy voting procedures and principles — The fund’s investment adviser, in consultation with the fund’s board, has adopted Proxy Voting Procedures and Principles (the “Principles”) with respect to voting proxies of securities held by the fund, other American Funds and American Funds Insurance Series. The complete text of these principles is available at capitalgroup.com. Proxies are voted by a committee of the appropriate equity investment division of the investment adviser under authority delegated by the funds’ boards. The boards of American Funds have established a Joint Proxy Committee (“JPC”) composed of independent board members from each American Funds board. The JPC’s role is to facilitate appropriate oversight of the proxy voting process and provide valuable input on corporate governance and related matters.

The Principles, which have been in effect in substantially their current form for many years, provide an important framework for analysis and decision-making by all funds. However, they are not exhaustive and do not address all potential issues. The Principles provide a certain amount of flexibility so that all relevant facts and circumstances can be considered in connection with every vote. As a result, each proxy received is voted on a case-by-case basis considering the specific circumstances of each proposal. The voting process reflects the funds’ understanding of the company’s business, its management and its relationship with shareholders over time.

The investment adviser seeks to vote all U.S. proxies; however, in certain circumstances it may be impracticable or impossible to do so. Proxies for companies outside the U.S. also are voted, provided there is sufficient time and information available. Certain regulators have granted investment limit relief to the investment adviser and its affiliates, conditioned upon limiting its voting power to specific voting ceilings. To comply with these voting ceilings, the investment adviser will scale back its votes across all funds and clients on a pro-rata basis based on assets. After a proxy statement is received, the investment adviser prepares a summary of the proposals contained in the proxy statement. A notation of any potential conflicts of interest also is included in the summary (see below for a description of Capital Research and Management Company’s special review procedures).

Tax-exempt income funds — Page 40

For proxies of securities managed by a particular equity investment division of the investment adviser, the initial voting recommendation is made by one or more of the division’s investment analysts familiar with the company and industry. A second recommendation is made by a proxy coordinator (an investment analyst or other individual with experience in corporate governance and proxy voting matters) within the appropriate investment division, based on knowledge of these Principles and familiarity with proxy-related issues. The proxy summary and voting recommendations are made available to the appropriate proxy voting committee for a final voting decision. In cases where a fund is co-managed and a security is held by more than one of the investment adviser’s equity investment divisions, the divisions may develop different voting recommendations for individual ballot proposals. If this occurs, and if permitted by local market conventions, the fund’s position will generally be voted proportionally by divisional holding, according to their respective decisions. Otherwise, the outcome will be determined by the equity investment division or divisions with the larger position in the security as of the record date for the shareholder meeting.

In addition to its proprietary proxy voting, governance and executive compensation research, Capital Research and Management Company may utilize research provided by Institutional Shareholder Services, Glass-Lewis & Co. or other third-party advisory firms on a case-by-case basis. It does not, as a policy, follow the voting recommendations provided by these firms. It periodically assesses the information provided by the advisory firms and reports to the JPC, as appropriate.

From time to time the investment adviser may vote proxies issued by, or on proposals sponsored or publicly supported by (a) a client with substantial assets managed by the investment adviser or its affiliates, (b) an entity with a significant business relationship with Capital Group, or (c) a company with a director of an American Fund on its board (each referred to as an “Interested Party”). Other persons or entities may also be deemed an Interested Party if facts or circumstances appear to give rise to a potential conflict. The investment adviser analyzes these proxies and proposals on their merits and does not consider these relationships when casting its vote.

The investment adviser has developed procedures to identify and address instances where a vote could appear to be influenced by such a relationship. Under the procedures, prior to a final vote being cast by the investment adviser, the relevant proxy committees’ voting results for proxies issued by Interested Parties are reviewed by a Special Review Committee (“SRC”) of the investment division voting the proxy if the vote was in favor of the Interested Party.

If a potential conflict is identified according to the procedure above, the SRC will be provided with a summary of any relevant communications with the Interested Party, the rationale for the voting decision, information on the organization’s relationship with the party and any other pertinent information. The SRC will evaluate the information and determine whether the decision was in the best interest of fund shareholders. It will then accept or override the voting decision or determine alternative action. The SRC includes senior investment professionals and legal and compliance professionals.

Information regarding how the fund voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year will be available on or about September 1 of such year (a) without charge, upon request by calling American Funds Service Company at (800) 421-4225, (b) on the Capital Group website and (c) on the SEC’s website at sec.gov.

The following summary sets forth the general positions of American Funds, American Funds Insurance Series and the investment adviser on various proposals. A copy of the full Principles is available upon request, free of charge, by calling American Funds Service Company or visiting the Capital Group website.

Tax-exempt income funds — Page 41

Director matters — The election of a company’s slate of nominees for director generally is supported. Votes may be withheld for some or all of the nominees if this is determined to be in the best interest of shareholders or if, in the opinion of the investment adviser, such nominee has not fulfilled his or her fiduciary duty. Separation of the chairman and CEO positions also may be supported.

Governance provisions — Typically, proposals to declassify a board (elect all directors annually) are supported based on the belief that this increases the directors’ sense of accountability to shareholders. Proposals for cumulative voting generally are supported in order to promote management and board accountability and an opportunity for leadership change. Proposals designed to make director elections more meaningful, either by requiring a majority vote or by requiring any director receiving more withhold votes than affirmative votes to tender his or her resignation, generally are supported.

Shareholder rights — Proposals to repeal an existing poison pill generally are supported. (There may be certain circumstances, however, when a proxy voting committee of a fund or an investment division of the investment adviser believes that a company needs to maintain anti-takeover protection.) Proposals to eliminate the right of shareholders to act by written consent or to take away a shareholder’s right to call a special meeting typically are not supported.

Compensation and benefit plans — Option plans are complicated, and many factors are considered in evaluating a plan. Each plan is evaluated based on protecting shareholder interests and a knowledge of the company and its management. Considerations include the pricing (or repricing) of options awarded under the plan and the impact of dilution on existing shareholders from past and future equity awards. Compensation packages should be structured to attract, motivate and retain existing employees and qualified directors; however, they should not be excessive.

Routine matters — The ratification of auditors, procedural matters relating to the annual meeting and changes to company name are examples of items considered routine. Such items generally are voted in favor of management’s recommendations unless circumstances indicate otherwise.

Tax-exempt income funds — Page 42

Principal fund shareholders — The following tables identify those investors who own of record, or are known by the fund to own beneficially, 5% or more of any class of its shares as of the opening of business on September 1, 2021. Unless otherwise indicated, the ownership percentages below represent ownership of record rather than beneficial ownership.

American Funds Short-Term Tax-Exempt Bond Fund

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
EDWARD D JONES & CO FOR THE BENEFIT OF CUSTOMERS OMNIBUS ACCOUNT SAINT LOUIS MO	RECORD	CLASS A	44.99%
		CLASS F-3	48.83

WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER SAINT LOUIS MO	RECORD	CLASS A	10.38
		CLASS F-1	14.29

MORGAN STANLEY SMITH BARNEY LLC FOR THE BENEFIT OF ITS CUSTOMERS OMNIBUS ACCOUNT NEW YORK NY	RECORD	CLASS A	5.25

PERSHING LLC OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS A	5.12
		CLASS F-1	7.95
		CLASS F-3	20.02

CHARLES SCHWAB & CO INC SPEC CUSTODY ACCT FBO CUSTOMERS SAN FRANCISCO CA	RECORD	CLASS F-1	34.29

TD AMERITRADE INC FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS OMNIBUS ACCOUNT OMAHA NE	RECORD	CLASS F-1	25.77

NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS F-1	6.28
		CLASS F-2	11.90
		CLASS F-3	17.13

MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS OMNIBUS ACCOUNT JACKSONVILLE FL	RECORD	CLASS F-1	5.26

RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCOUNT ST PETERSBURG FL	RECORD	CLASS F-2	13.00

UBS WM USA OMNIBUS ACCOUNT WEEHAWKEN NJ	RECORD	CLASS F-2	10.02

Tax-exempt income funds — Page 43

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
INDIVIDUAL INVESTOR NEW YORK NY	BENEFICIAL	CLASS F-2	7.02

RBC CAPITAL MARKETS LLC MUTUAL FUND OMNIBUS PROCESSING OMNIBUS MINNEAPOLIS MN	RECORD	CLASS F-2	6.00

AMERICAN FUNDS TAX-EXEMPT PRESERVATION PORTFOLIO OMNIBUS ACCOUNT NORFOLK VA	RECORD	CLASS R-6	100.00

Limited Term Tax-Exempt Bond Fund of America

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
EDWARD D JONES & CO FOR THE BENEFIT OF CUSTOMERS OMNIBUS ACCOUNT SAINT LOUIS MO	RECORD	CLASS A	47.76%
		CLASS C	10.19
		CLASS F-3	26.67

PERSHING LLC OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS A	7.64
		CLASS C	19.74
		CLASS F-1	5.53
		CLASS F-2	12.93
		CLASS F-3	43.24

WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER SAINT LOUIS MO	RECORD	CLASS A	7.00
		CLASS C	12.42
		CLASS F-2	7.27

NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS A	5.57
		CLASS C	6.88
		CLASS F-1	31.03
		CLASS F-2	15.36
		CLASS F-3	12.08

MORGAN STANLEY SMITH BARNEY LLC FOR THE BENEFIT OF ITS CUSTOMERS OMNIBUS ACCOUNT NEW YORK NY	RECORD	CLASS C	10.22
		CLASS F-2	9.51

LPL FINANCIAL --OMNIBUS CUSTOMER ACCOUNT-- SAN DIEGO CA	RECORD	CLASS C	8.28
		CLASS F-1	17.61
		CLASS F-2	6.87

Tax-exempt income funds — Page 44

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCOUNT ST PETERSBURG FL	RECORD	CLASS C	6.24
		CLASS F-2	7.44

CHARLES SCHWAB & CO INC SPEC CUSTODY ACCT FBO CUSTOMERS #1 SAN FRANCISCO CA	RECORD	CLASS F-1	18.26

MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS OMNIBUS ACCOUNT JACKSONVILLE FL	RECORD	CLASS F-1	6.86
		CLASS F-2	11.43

TD AMERITRADE INC FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS OMNIBUS ACCOUNT OMAHA NE	RECORD	CLASS F-1	5.11

UBS WM USA OMNIBUS ACCOUNT WEEHAWKEN NJ	RECORD	CLASS F-2	9.38

CHARLES SCHWAB & CO INC OMNIBUS ACCOUNT #2 SAN FRANCISCO CA	RECORD	CLASS F-3	7.36

AMERICAN FUNDS TAX-EXEMPT PRESERVATION PORTFOLIO OMNIBUS ACCOUNT NORFOLK VA	RECORD	CLASS R-6	55.67

AMERICAN FUNDS TAX-ADVANTAGE INCOME PORTFOLIO OMNIBUS ACCOUNT NORFOLK VA	RECORD	CLASS R-6	44.32

The Tax-Exempt Bond Fund of America

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
EDWARD D JONES & CO FOR THE BENEFIT OF CUSTOMERS OMNIBUS ACCOUNT SAINT LOUIS MO	RECORD	CLASS A	47.11%
		CLASS C	22.38
		CLASS F-3	42.62

PERSHING LLC OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS A	6.79
		CLASS C	12.81
		CLASS F-1	10.23
		CLASS F-2	27.91
		CLASS F-3	8.69

Tax-exempt income funds — Page 45

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER SAINT LOUIS MO	RECORD	CLASS A	6.32
		CLASS C	10.18
		CLASS F-1	6.19
		CLASS F-2	5.26

NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS A	5.22
		CLASS C	6.17
		CLASS F-1	29.00
		CLASS F-2	13.80
		CLASS F-3	6.10

MORGAN STANLEY SMITH BARNEY LLC FOR THE BENEFIT OF ITS CUSTOMERS OMNIBUS ACCOUNT NEW YORK NY	RECORD	CLASS C	5.77
		CLASS F-2	10.89

CHARLES SCHWAB & CO INC SPEC CUSTODY ACCT FBO CUSTOMERS #1 SAN FRANCISCO CA	RECORD	CLASS F-1	18.03

TD AMERITRADE INC FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS OMNIBUS ACCOUNT OMAHA NE	RECORD	CLASS F-1	6.39

LPL FINANCIAL --OMNIBUS CUSTOMER ACCOUNT-- SAN DIEGO CA	RECORD	CLASS F-1	5.28
		CLASS F-2	8.57

UBS WM USA OMNIBUS ACCOUNT WEEHAWKEN NJ	RECORD	CLASS F-2	7.85

RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCOUNT ST PETERSBURG FL	RECORD	CLASS F-2	6.95

J P MORGAN SECURITIES LLC FOR THE EXCLUSIVE BENE OF OUR CUSTS 4 CHASE METROTECH CENTER OMNIBUS ACCOUNT BROOKLYN NY	RECORD	CLASS F-3	26.13

CHARLES SCHWAB & CO INC OMNIBUS ACCOUNT #2 SAN FRANCISCO CA	RECORD	CLASS F-3	8.97

AMERICAN FUNDS TAX-ADVANTAGE INCOME PORTFOLIO OMNIBUS ACCOUNT NORFOLK VA	RECORD	CLASS R-6	100.00

Tax-exempt income funds — Page 46

American High-Income Municipal Bond Fund

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
EDWARD D JONES & CO FOR THE BENEFIT OF CUSTOMERS OMNIBUS ACCOUNT SAINT LOUIS MO	RECORD	CLASS A	44.46%
		CLASS C	11.68
		CLASS F-3	38.53

WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER SAINT LOUIS MO	RECORD	CLASS A	5.86
		CLASS C	9.74
		CLASS F-1	6.13
		CLASS F-2	5.38

PERSHING LLC OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS A	5.83
		CLASS C	10.77
		CLASS F-1	8.05
		CLASS F-2	14.04
		CLASS F-3	29.46

NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS C	7.96
		CLASS F-1	28.79
		CLASS F-2	16.61
		CLASS F-3	6.31

RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCOUNT ST PETERSBURG FL	RECORD	CLASS C	7.30
		CLASS F-2	8.01

CHARLES SCHWAB & CO INC SPEC CUSTODY ACCT FBO CUSTOMERS #1 SAN FRANCISCO CA	RECORD	CLASS F-1	23.93

CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FBO CUSTOMERS #2 SAN FRANCISCO CA	RECORD	CLASS F-1	5.35

UBS WM USA OMNIBUS ACCOUNT WEEHAWKEN NJ	RECORD	CLASS F-2	9.29

MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS OMNIBUS ACCOUNT JACKSONVILLE FL	RECORD	CLASS F-2	8.28

MORGAN STANLEY SMITH BARNEY LLC FOR THE BENEFIT OF ITS CUSTOMERS OMNIBUS ACCOUNT NEW YORK NY	RECORD	CLASS F-2	7.68

LPL FINANCIAL --OMNIBUS CUSTOMER ACCOUNT-- SAN DIEGO CA	RECORD	CLASS F-2	5.28

Tax-exempt income funds — Page 47

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
RBC CAPITAL MARKETS LLC MUTUAL FUND OMNIBUS PROCESSING OMNIBUS MINNEAPOLIS MN	RECORD	CLASS F-2	5.11

CHARLES SCHWAB & CO INC OMNIBUS ACCOUNT #3 SAN FRANCISCO CA	RECORD	CLASS F-3	13.43

AMERICAN FUNDS TAX-ADVANTAGE INCOME PORTFOLIO OMNIBUS ACCOUNT NORFOLK VA	RECORD	CLASS R-6	100.00

The Tax-Exempt Fund of California

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
EDWARD D JONES & CO FOR THE BENEFIT OF CUSTOMERS OMNIBUS ACCOUNT SAINT LOUIS MO	RECORD	CLASS A	26.88%
		CLASS C	9.46
		CLASS F-3	11.24

WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER SAINT LOUIS MO	RECORD	CLASS A	12.46
		CLASS C	11.79
		CLASS F-1	6.46
		CLASS F-2	12.47

PERSHING LLC OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS A	6.67
		CLASS C	10.44
		CLASS F-1	8.55
		CLASS F-2	10.55
		CLASS F-3	35.38

MORGAN STANLEY SMITH BARNEY LLC FOR THE BENEFIT OF ITS CUSTOMERS OMNIBUS ACCOUNT NEW YORK NY	RECORD	CLASS A	5.47
		CLASS C	9.56
		CLASS F-2	8.79

MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS OMNIBUS ACCOUNT JACKSONVILLE FL	RECORD	CLASS A	5.42
		CLASS F-2	10.23

CHARLES SCHWAB & CO INC SPEC CUSTODY ACCT FBO CUSTOMERS #1 SAN FRANCISCO CA	RECORD	CLASS F-1	24.33

Tax-exempt income funds — Page 48

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS F-1	18.12
		CLASS F-2	16.16

LPL FINANCIAL --OMNIBUS CUSTOMER ACCOUNT-- SAN DIEGO CA	RECORD	CLASS F-1	17.90
		CLASS F-2	6.29

TD AMERITRADE INC FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS OMNIBUS ACCOUNT OMAHA NE	RECORD	CLASS F-1	5.45

RBC CAPITAL MARKETS LLC MUTUAL FUND OMNIBUS PROCESSING OMNIBUS MINNEAPOLIS MN	RECORD	CLASS F-2	6.02

CHARLES SCHWAB & CO INC OMNIBUS ACCOUNT #2 SAN FRANCISCO CA	RECORD	CLASS F-3	35.71

BNY MELLON N A OMNIBUS ACCOUNT PITTSBURGH PA	RECORD	CLASS F-3	5.61

American Funds Tax-Exempt Fund of New York

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
PERSHING LLC OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS A	14.67%
		CLASS C	32.42
		CLASS F-1	6.19
		CLASS F-2	17.43
		CLASS F-3	68.32

EDWARD D JONES & CO FOR THE BENEFIT OF CUSTOMERS OMNIBUS ACCOUNT SAINT LOUIS MO	RECORD	CLASS A	13.08
		CLASS F-3	11.49

MORGAN STANLEY SMITH BARNEY LLC FOR THE BENEFIT OF ITS CUSTOMERS OMNIBUS ACCOUNT NEW YORK NY	RECORD	CLASS A	11.08
		CLASS F-2	5.31

NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS OMNIBUS ACCOUNT JERSEY CITY NJ	RECORD	CLASS A	7.64
		CLASS F-1	14.61
		CLASS F-2	12.10

Tax-exempt income funds — Page 49

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER SAINT LOUIS MO	RECORD	CLASS A	6.82
		CLASS C	6.31
		CLASS F-2	7.92

J P MORGAN SECURITIES LLC FOR THE EXCLUSIVE BENE OF OUR CUSTS 4 CHASE METROTECH CENTER OMNIBUS ACCOUNT BROOKLYN NY	RECORD	CLASS A	5.56

LPL FINANCIAL --OMNIBUS CUSTOMER ACCOUNT-- SAN DIEGO CA	RECORD	CLASS C	18.47
		CLASS F-1	10.71
		CLASS F-2	20.52

CAPITAL RESEARCH & MANAGEMENT CO CORPORATE ACCOUNT LOS ANGELES CA	RECORD	CLASS F-1	18.40

INDIVIDUAL INVESTOR #1 SYRACUSE NY	BENEFICIAL	CLASS F-1	16.05

CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FBO CUSTOMERS #1 SAN FRANCISCO CA	RECORD	CLASS F-1	8.06

INDIVIDUAL INVESTOR #2 WATERFORD NY	BENEFICIAL	CLASS F-1	6.82

CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FOR EXCLUSIVE BENEFIT OF CUSTOMERS - RIA ACCT #2 SAN FRANCISCO CA	RECORD	CLASS F-1	6.61

TD AMERITRADE INC FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS OMNIBUS ACCOUNT OMAHA NE	RECORD	CLASS F-2	11.06

RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCOUNT ST PETERSBURG FL	RECORD	CLASS F-2	8.83

Tax-exempt income funds — Page 50

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
BNY MELLON N A OMNIBUS ACCOUNT PITTSBURGH PA	RECORD	CLASS F-3	11.89

CHARLES SCHWAB & CO INC OMNIBUS ACCOUNT #3 SAN FRANCISCO CA	RECORD	CLASS F-3	7.13

Because Class T shares are not currently offered to the public, Capital Research and Management Company, the fund’s investment adviser, owns 100% of the fund‘s outstanding Class T shares.

As of September 1, 2021, the officers and trustees of the fund, as a group, owned beneficially or of record less than 1% of the outstanding shares of the fund.

Unless otherwise noted, references in this statement of additional information to Class F shares refer to all F share classes.

Tax-exempt income funds — Page 51

Investment adviser — Capital Research and Management Company, the fund’s investment adviser, founded in 1931, maintains research facilities in the United States and abroad (Beijing, Geneva, Hong Kong, London, Los Angeles, Mumbai, New York, San Francisco, Singapore, Tokyo and Washington, D.C.). These facilities are staffed with experienced investment professionals. The investment adviser is located at 333 South Hope Street, Los Angeles, CA 90071. It is a wholly owned subsidiary of The Capital Group Companies, Inc., a holding company for several investment management subsidiaries. Capital Research and Management Company manages equity assets through three equity investment divisions and fixed income assets through its fixed income investment division, Capital Fixed Income Investors. The three equity investment divisions — Capital World Investors, Capital Research Global Investors and Capital International Investors — make investment decisions independently of one another. Portfolio managers in Capital International Investors rely on a research team that also provides investment services to institutional clients and other accounts advised by affiliates of Capital Research and Management Company. The investment adviser, which is deemed under the Commodity Exchange Act (the “CEA”) to be the operator of the fund, has claimed an exclusion from the definition of the term commodity pool operator under the CEA with respect to the fund and, therefore, is not subject to registration or regulation as such under the CEA with respect to the fund.

Tax-exempt income funds — Page 52

The investment adviser has adopted policies and procedures that address issues that may arise as a result of an investment professional’s management of the fund and other funds and accounts. Potential issues could involve allocation of investment opportunities and trades among funds and accounts, use of information regarding the timing of fund trades, investment professional compensation and voting relating to portfolio securities. The investment adviser believes that its policies and procedures are reasonably designed to address these issues.

Compensation of investment professionals — As described in the prospectus, the investment adviser uses a system of multiple portfolio managers in managing fund assets. In addition, for The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund and The Tax-Exempt Fund of California, Capital Research and Management Company’s investment analysts may make investment decisions with respect to a portion of a fund’s portfolio, within their research coverage. For the Tax-Exempt Fund of New York, notwithstanding The Capital SystemSM, the fund’s portfolio managers will work together to oversee the fund’s entire portfolio.

Portfolio managers and investment analysts are paid competitive salaries by Capital Research and Management Company. In addition, they may receive bonuses based on their individual portfolio results. Investment professionals also may participate in profit-sharing plans. The relative mix of compensation represented by bonuses, salary and profit-sharing plans will vary depending on the individual’s portfolio results, contributions to the organization and other factors.

To encourage a long-term focus, bonuses based on investment results are calculated by comparing pretax total investment returns to relevant benchmarks over the most recent one-, three-, five- and eight-year periods, with increasing weight placed on each succeeding measurement period. For portfolio managers, benchmarks may include measures of the marketplaces in which the fund invests and measures of the results of comparable mutual funds. For investment analysts, benchmarks may include relevant market measures and appropriate industry or sector indexes reflecting their areas of expertise. Capital Research and Management Company makes periodic subjective assessments of analysts’ contributions to the investment process and this is an element of their overall compensation. The investment results of the fund’s portfolio managers may be measured against one or more benchmarks, depending on his or her investment focus, such as:

Tax-exempt income funds — Page 53

American Funds Short-Term Tax-Exempt Bond Fund — Bloomberg Municipal Short 1-5 Years Index and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund;

Limited Term Tax-Exempt Bond Fund of America — Bloomberg Municipal Short-Intermediate 1-10 Years Index and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund;

The Tax-Exempt Bond Fund of America — Bloomberg Municipal Bond Index and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund;

American High-Income Municipal Bond Fund — Bloomberg Municipal Bond Index, Bloomberg Municipal Bond BAA Index, Bloomberg Municipal High Yield 5% Tobacco Cap 2% Issuer Cap Index and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund;

The Tax-Exempt Fund of California — Bloomberg California Municipal Index and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund; and

American Funds Tax-Exempt Fund of New York — Bloomberg New York Municipal Index and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund.

From time to time, Capital Research and Management Company may adjust or customize these benchmarks to better reflect the universe of comparably managed funds of competitive investment management firms.

Portfolio manager fund holdings and other managed accounts — As described below, portfolio managers may personally own shares of the fund. In addition, portfolio managers may manage portions of other mutual funds or accounts advised by Capital Research and Management Company or its affiliates.

Tax-exempt income funds — Page 54

The following table reflects information as of July 31, 2021:

Portfolio manager	Dollar range of fund shares owned[1]	Number of other registered investment companies (RICs) for which portfolio manager is a manager (assets of RICs in billions)[2]		Number of other pooled investment vehicles (PIVs) for which portfolio manager is a manager (assets of PIVs in billions)[2]	Number of other accounts for which portfolio manager is a manager (assets of other accounts in billions) [2,3]
American Funds Short-Term Tax-Exempt Bond Fund
Aaron Applebaum	Over $1,000,000	3	$8.6	None	1	$1.57
Mark Marinella	$100,001– $500,000	6	$12.7	None	452	$4.76
Limited Term Tax-Exempt Bond Fund of America
Mark Marinella	$100,001– $500,000	6	$6.9	None	452	$4.76
Aaron Applebaum	$500,001– $1,000,000	3	$2.8	None	1	$1.57
The Tax-Exempt Bond Fund of America
Karl J. Zeile	Over $1,000,000	2	$3.5	None	None
Chad M. Rach	Over $1,000,000	1	$11.0	None	1	$0.37
Courtney K. Wolf	$100,001– $500,000	1	$11.0	None	None
American High-Income Municipal Bond Fund
Chad M. Rach	Over $1,000,000	1	$28.0	None	1	$0.37
Jerome Solomon	$500,001 – $1,000,000	1	$0.3	None	1	$0.29
Courtney K. Wolf	$100,001– $500,000	1	$28.0	None	None
The Tax-Exempt Fund of California
Karl J. Zeile	$500,001 – $1,000,000	2	$28.3	None	None
Mark Marinella	$100,001 – $500,000	6	$11.3	None	452	$4.76
American Funds Tax-Exempt Fund of New York
Karl J. Zeile	None[4]	2	$31.2	None	None
Jerome Solomon	None[4]	1	$11.0	None	1	$0.29

1 Ownership disclosure is made using the following ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; $100,001 – $500,000; $500,001 – $1,000,000; and Over $1,000,000.

2 Indicates other RIC(s), PIV(s) or other accounts managed by Capital Research and Management Company or its affiliates for which the portfolio manager also has significant day to day management responsibilities. Assets noted are the total net assets of the RIC(s), PIV(s) or other accounts and are not the total assets managed by the individual, which is a substantially lower amount. No RIC, PIV or other account has an advisory fee that is based on the performance of the RIC, PIV or other account, unless otherwise noted.

3 Personal brokerage accounts of portfolio managers and their families are not reflected.

4 Funds are designed primarily for taxable residents in the state of New York. Because the portfolio managers do not reside in this state, investment in the fund may not be appropriate for their personal portfolio.

The fund’s investment adviser has adopted policies and procedures to mitigate material conflicts of interest that may arise in connection with a portfolio manager’s management of the fund, on the one

Tax-exempt income funds — Page 55

hand, and investments in the other pooled investment vehicles and other accounts, on the other hand, such as material conflicts relating to the allocation of investment opportunities that may be suitable for both the fund and such other accounts.

Investment Advisory and Service Agreement — The Investment Advisory and Service Agreement (the “Agreement”) between the fund and the investment adviser will continue in effect until April 30, 2022, unless sooner terminated, and may be renewed from year to year thereafter, provided that any such renewal has been specifically approved at least annually by (a) the board of trustees, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the fund, and (b) the vote of a majority of trustees who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any such party, as required by applicable law. The Agreement provides that the investment adviser has no liability to the fund for its acts or omissions in the performance of its obligations to the fund not involving willful misconduct, bad faith, gross negligence or reckless disregard of its obligations under the Agreement. The Agreement also provides that either party has the right to terminate them, without penalty, upon 60 days’ written notice to the other party, and that the Agreement automatically terminates in the event of its assignment (as defined in the 1940 Act). In addition, the Agreement provides that the investment adviser may delegate all, or a portion of, its investment management responsibilities to one or more subsidiary advisers approved by the fund’s board, pursuant to an agreement between the investment adviser and such subsidiary. Any such subsidiary adviser will be paid solely by the investment adviser out of its fees.

In addition to providing investment advisory services, the investment adviser furnishes the services and pays the compensation and travel expenses of persons to perform the fund’s executive, administrative, clerical and bookkeeping functions, and provides suitable office space, necessary small office equipment and utilities, general purpose accounting forms, supplies and postage used at the fund’s offices. The fund pays all expenses not assumed by the investment adviser, including, but not limited to: custodian, stock transfer and dividend disbursing fees and expenses; shareholder recordkeeping and administrative expenses; costs of the designing, printing and mailing of reports, prospectuses, proxy statements and notices to their shareholders; taxes; expenses of the issuance and redemption of fund shares (including stock certificates, registration and qualification fees and expenses); expenses pursuant to the fund’s plans of distribution (described below); legal and auditing expenses; compensation, fees and expenses paid to independent trustees; association dues; costs of stationery and forms prepared exclusively for the fund; and costs of assembling and storing shareholder account data.

Tax-exempt income funds — Page 56

American Funds Short-Term Tax-Exempt Bond Fund: Under the Agreement, the investment adviser receives a management fee based on the following annualized rates and daily net asset levels:

Rate	Net asset level
	In excess of	Up to
0.341%	$ 0	$1,500,000,000
0.261	1,500,000,000

Management fees are paid monthly and accrued daily.

For the fiscal years ended July 31, 2021, 2020 and 2019, the investment adviser earned from the fund management fees of $5,509,000, $4,190,000 and $3,814,000, respectively.

Limited Term Tax-Exempt Bond Fund of America: Under the Agreement, the investment adviser receives a management fee based on the following annualized rates and daily net asset levels:

Rate	Net asset level
	In excess of	Up to
0.30%	$ 0	$ 60,000,000
0.18	60,000,000	1,000,000,000
0.15	1,000,000,000	6,000,000,000
0.14	6,000,000,000

Management fees are paid monthly and accrued daily.

The Agreement also provides for fees based on monthly gross investment income at the following annualized rates:

Rate	Monthly gross investment income
	In excess of	Up to
3.00%	$ 0	$ 3,333,333
2.50	3,333,333

For the purposes of such computations under the Agreement, the fund’s gross investment income is determined in accordance with generally accepted accounting principles and does not reflect any net realized gains or losses on the sale of portfolio securities.

For the fiscal years ended July 31, 2021, 2020 and 2019, the investment adviser earned from the fund management fees of $12,927,000, $10,058,000 and $9,177,000, respectively. The fund’s board of trustees approved an amended Investment Advisory and Service Agreement, pursuant to which the annualized rate payable to the investment adviser on daily net assets in excess of certain levels would be decreased. The investment adviser voluntarily waived management fees to give effect to the approved rates in advance of the effective date of the amended agreement. Accordingly, after giving effect to the voluntary fee waiver described above, the fund paid the investment adviser management fees of $12,900,000 (a reduction of $27,000) for the fiscal year ended July 31, 2021.

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The Tax-Exempt Bond Fund of America: Under the Agreement, the investment adviser receives a management fee based on the following annualized rates and daily net asset levels:

Rate	Net asset level
	In excess of	Up to
0.30%	$ 0	$ 60,000,000
0.21	60,000,000	1,000,000,000
0.18	1,000,000,000	3,000,000,000
0.15	3,000,000,000	6,000,000,000
0.13	6,000,000,000	10,000,000,000
0.12	10,000,000,000	15,000,000,000
0.115	15,000,000,000	21,000,000,000
0.110	21,000,000,000	28,000,000,000
0.105	28,000,000,000

Management fees are paid monthly and accrued daily.

The Agreement also provides for fees based on monthly gross investment income at the following annualized rates:

Rate	Monthly gross investment income
	In excess of	Up to
3.00%	$ 0	$ 3,333,333
2.50	3,333,333	8,333,333
2.00	8,333,333

For the purposes of such computations under the Agreement, the fund’s gross investment income is determined in accordance with generally accepted accounting principles and does not reflect any net realized gains or losses on the sale of portfolio securities.

For the fiscal years ended July 31, 2021, 2020 and 2019, the investment adviser earned from the fund management fees of $47,791,000, $45,861,000 and $40,751,000, respectively.

Tax-exempt income funds — Page 58

American High-Income Municipal Bond Fund: Under the Agreement, the investment adviser receives a management fee based on the following annualized rates and daily net asset levels:

Rate	Net asset level
	In excess of	Up to
0.30%	$ 0	$ 60,000,000
0.21	60,000,000	1,000,000,000
0.18	1,000,000,000	3,000,000,000
0.15	3,000,000,000	6,000,000,000
0.14	6,000,000,000	10,000,000,000
0.135	10,000,000,000

Management fees are paid monthly and accrued daily.

The Agreement also provides for fees based on monthly gross investment income at the following annualized rates:

Rate	Monthly gross investment income
	In excess of	Up to
3.00%	$ 0	$ 3,333,333
2.50	3,333,333

For the purposes of such computations under the Agreement, the fund’s gross investment income is determined in accordance with generally accepted accounting principles and does not reflect any net realized gains or losses on the sale of portfolio securities.

For the fiscal years ended July 31, 2021, 2020 and 2019, the investment adviser earned from the fund management fees of $23,417,000, $22,212,000 and $19,255,000, respectively.

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The Tax-Exempt Fund of California: Under the Agreement, the investment adviser receives a management fee based on the following annualized rates and daily net asset levels:

Rate	Net asset level
	In excess of	Up to
0.30%	$ 0	$ 60,000,000
0.21	60,000,000	1,000,000,000
0.18	1,000,000,000	3,000,000,000
0.16	3,000,000,000

Management fees are paid monthly and accrued daily.

The Agreement also provides for fees based on monthly gross investment income at the following annualized rates:

Rate	Monthly gross investment income
	In excess of	Up to
3.00%	$ 0	$ 3,333,333
2.50	3,333,333

For the purposes of such computations under the Agreement, the fund’s gross investment income is determined in accordance with generally accepted accounting principles and does not reflect any net realized gains or losses on the sale of portfolio securities.

For the fiscal years ended July 31, 2021, 2020 and 2019, the investment adviser earned from the fund management fees of $8,120,000, $7,617,000 and $6,774,000, respectively.

American Funds Tax-Exempt Fund of New York: Under the Agreement, the investment adviser receives a management fee at the annual rate of 0.204% of daily net assets of the fund. Management fees are paid monthly and accrued daily.

The Agreement also provides for fees based on monthly gross investment income at the following annualized rates:

Rate	Monthly gross investment income
	In excess of	Up to
3.00%	$ 0	$3,333,333
2.50	3,333,333

For the purposes of such computations under the Agreement, the fund’s gross investment income is determined in accordance with generally accepted accounting principles and does not reflect any net realized gains or losses on the sale of portfolio securities.

For the fiscal years ended July 31, 2021, 2020 and 2019 the investment adviser earned from the fund management fees of $852,000, $854,000 and $805,000, respectively.

Fee waiver - The investment adviser is currently reimbursing a portion of the expenses for each share class of TEFNY. These reimbursements will be in effect through at least October 1, 2022. The adviser may elect at its discretion to extend, modify or terminate the reimbursements at that time. For each of the fiscal years ended July 31, 2021, 2020 and 2019, the total expenses reimbursed by the investment adviser were $161,000, $121,000 and $7,000, respectively.

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Administrative services — The investment adviser and its affiliates provide certain administrative services for shareholders of the fund’s Class A, C, T, F and R-6 shares, to the extent that they are offered by the fund. Administrative services are provided by the investment adviser and its affiliates to help assist third parties providing non-distribution services to fund shareholders. These services include providing in-depth information on the fund and market developments that impact fund investments. Administrative services also include, but are not limited to, coordinating, monitoring and overseeing third parties that provide services to fund shareholders.

These services are provided pursuant to an Administrative Services Agreement (the “Administrative Agreement”) between the fund and the investment adviser relating to the fund’s Class A, C, T, F and R-6 shares, to the extent that they are offered by the fund. Each fund’s Administrative Agreement will continue in effect until at least April 30, 2022, unless sooner terminated or renewed. It may be renewed from year to year thereafter, provided that any such renewal has been specifically approved by the vote of a majority of the members of the fund’s board who are not parties to the Administrative Agreement or interested persons (as defined in the 1940 Act) of any such party. The fund may terminate the Administrative Agreement at any time by vote of a majority of independent board members. The investment adviser has the right to terminate the Administrative Agreement upon 60 days’ written notice to the fund. The Administrative Agreement automatically terminates in the event of its assignment (as defined in the 1940 Act).

The Administrative Services Agreement between the fund and the investment adviser provides the fund the ability to charge an administrative services fee of .05% for all share classes. The fund’s investment adviser receives an administrative services fee at the annual rate of .03% of the average daily net assets of the fund attributable to each of the share classes (which could be increased as noted above) for its provision of administrative services. Administrative services fees are paid monthly and accrued daily.

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During the 2021 fiscal year, administrative services fees were:

		Administrative services fee
STEX	Class A	$ 323,000
	Class T	—*
	Class F-1	3,000
	Class F-2	81,000
	Class F-3	30,000
	Class R-6	59,000
LTEX	Class A	1,188,000
	Class C	5,000
	Class T	—*
	Class F-1	30,000
	Class F-2	298,000
	Class F-3	203,000
	Class R-6	245,000
TEBF	Class A	4,072,000
	Class C	112,000
	Class T	—*
	Class F-1	90,000
	Class F-2	1,405,000
	Class F-3	1,925,000
	Class R-6	161,000
AHIM	Class A	1,583,000
	Class C	61,000
	Class T	—*
	Class F-1	41,000
	Class F-2	430,000
	Class F-3	429,000
	Class R-6	271,000
TEFCA	Class A	593,000
	Class C	17,000
	Class T	—*
	Class F-1	21,000
	Class F-2	178,000
	Class F-3	112,000
TEFNY	Class A	66,000
	Class C	3,000
	Class T	—*
	Class F-1	1,000
	Class F-2	9,000
	Class F-3	10,000

* Amount less than $1,000.

STEX did not offer Class C shares in the 2021 fiscal year and is not currently offering C shares.

Tax-exempt income funds — Page 62

Principal Underwriter and plans of distribution — American Funds Distributors, Inc. (the “Principal Underwriter”) is the principal underwriter of the fund’s shares. The Principal Underwriter is located at 333 South Hope Street, Los Angeles, CA 90071; 6455 Irvine Center Drive, Irvine, CA 92618; 3500 Wiseman Boulevard, San Antonio, TX 78251; and 12811 North Meridian Street, Carmel, IN 46032.

The Principal Underwriter receives revenues relating to sales of the fund’s shares, as follows:

· For Class A shares, the Principal Underwriter receives commission revenue consisting of the balance of the Class A sales charge remaining after the allowances by the Principal Underwriter to investment dealers.

· For Class C shares, the Principal Underwriter receives any contingent deferred sales charges that apply during the first year after purchase.

In addition, the fund reimburses the Principal Underwriter for advancing immediate service fees to qualified dealers and financial professionals upon the sale of Class C shares. The fund also reimburses the Principal Underwriter for service fees paid on a quarterly basis to intermediaries, such as qualified dealers or financial professionals, in connection with investments in Class T and F-1 shares.

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Commissions, revenue or service fees retained by the Principal Underwriter after allowances or compensation to dealers were:

	Fiscal year	Commissions, revenue or fees retained		Allowance or compensation to dealers
Class A	2021	STEX LTEX TEBF AHIM TEFCA TEFNY	$ 278,000 869,000 3,226,000 1,213,000 204,000 34,000	STEX LTEX TEBF AHIM TEFCA TEFNY	$ 1,087,000 3,445,000 12,171,000 4,668,000 711,000 132,000
	2020	STEX LTEX TEBF AHIM TEFCA TEFNY	226,000 810,000 3,803,000 1,496,000 392,000 52,000	STEX LTEX TEBF AHIM TEFCA TEFNY	885,000 3,180,000 14,844,000 5,771,000 1,503,000 201,000
	2019	STEX LTEX TEBF AHIM TEFCA TEFNY	178,000 546,000 2,408,000 1,208,000 321,000 37,000	STEX LTEX TEBF AHIM TEFCA TEFNY	691,000 2,119,000 9,199,000 4,695,000 1,243,000 145,000
Class C*	2021	LTEX TEBF AHIM TEFCA TEFNY	— 112,000 — 13,000 2,000	LTEX TEBF AHIM TEFCA TEFNY	63,000 715,000 347,000 80,000 20,000
	2020	LTEX TEBF AHIM TEFCA TEFNY	9,000 — 46,000 4,000 —	LTEX TEBF AHIM TEFCA TEFNY	— 939,000 451,000 137,000 22,000
	2019	LTEX TEBF AHIM TEFCA TEFNY	14,000 — — 7,000 5,000	LTEX TEBF AHIM TEFCA TEFNY	— 573,000 384,000 87,000 12,000

* STEX does not currently offer Class C shares.

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Plans of distribution — The fund has adopted plans of distribution (the “Plans”) pursuant to rule 12b-1 under the 1940 Act. The Plans permit the fund to expend amounts to finance any activity primarily intended to result in the sale of fund shares, provided the fund’s board of trustees has approved the category of expenses for which payment is being made.

Each Plan is specific to a particular share class of the fund. As the fund has not adopted a Plan for Class F-2, F-3 or Class R-6, no 12b-1 fees are paid from Class F-2, F-3 or Class R-6 share assets and the following disclosure is not applicable to these share classes.

Payments under the Plans may be made for service-related and/or distribution-related expenses. Service-related expenses include paying service fees to qualified dealers. Distribution-related expenses include commissions paid to qualified dealers. The amounts actually paid under the Plans for the past fiscal year, expressed as a percentage of the fund’s average daily net assets attributable to the applicable share class, are disclosed in the prospectus under “Fees and expenses of the fund.” Further information regarding the amounts available under each Plan is in the “Plans of Distribution” section of the prospectus.

Following is a brief description of the Plans:

Class A — For Class A shares, up to .25% (and, in the case of STEX, up to .15%) of the fund's average daily net assets attributable to such shares is reimbursed to the Principal Underwriter for paying service-related expenses, and the balance available under the applicable Plan may be paid to the Principal Underwriter for distribution-related expenses. STEX may annually expend up to .15%, LTEX and AHIM may annually expend up to .30%, and TEBF and TEFCA may annually expend up to .25% for Class A shares under the applicable Plan. TEFNY may annually expend up to .30% for Class A shares under the applicable Plan; however, for Class A shares, the board of trustees has approved payments to the Principal Underwriter of up to .25% of the fund’s average daily net assets, in the aggregate, for paying service- and distribution-related expenses.

Distribution-related expenses for Class A shares include dealer commissions and wholesaler compensation paid on sales of shares of $1 million or more purchased without a sales charge. Commissions on these “no load” purchases (which are described in further detail under the “Sales Charges” section of this statement of additional information document) in excess of the Class A Plan limitations and not reimbursed to the Principal Underwriter during the most recent fiscal quarter are recoverable for 15 months, provided that the reimbursement of such commissions does not cause the fund to exceed the annual expense limit. After 15 months, these commissions are not recoverable. As of the fund’s most recent fiscal year, unreimbursed expenses that remained subject to reimbursement under the Plan for Class A shares totaled $2,928,000 or less than 1% of Class A net assets for STEX, $4,237,000 or less than 1% of Class A net assets for LTEX, $14,846,000 or less than 1 % of Class A net assets for TEBF, $1,181,000 or less than 1% of Class A net assets for AHIM, $1,523,000 or less than 1% of Class A net assets for TEFCA and $147,000 or less than 1% of Class A net assets for TEFNY.

Class C — The Plan for Class C shares provide for payments to the Principal Underwriter of up to ..25% of each fund’s average daily net assets attributable to such shares for paying service-related expenses and .75% for distribution-related expenses.

Class T — For Class T shares, the fund may annually expend up to .50% under the applicable Plan; however, the fund’s board of trustees has approved payments to the Principal Underwriter of up to .25% of the fund’s average daily net assets attributable to Class T shares for paying service-related expenses.

Tax-exempt income funds — Page 65

Class F-1 — The Plan for Class F-1 shares provide for payments to the Principal Underwriter of up to .25% of each fund’s average daily net assets attributable to such shares for paying service-related expenses. The fund may annually expend up to .50% for Class F-1 shares under the applicable Plan; however, for Class F-1 shares, the board of trustees has approved payments to the Principal Underwriter of up to .25% of each fund’s average daily net assets attributable to such shares for paying service- and distribution-related expenses.

Payment of service fees — For purchases of less than $1 million, payment of service fees to investment dealers generally begins accruing immediately after establishment of an account in Class A or C shares. For purchases of $1 million or more, payment of service fees to investment dealers generally begins accruing 12 months after establishment of an account in Class A shares. Service fees are not paid on certain investments made at net asset value including accounts established by registered representatives and their family members as described in the “Sales charges” section of the prospectus.

During the 2021 fiscal year, 12b-1 expenses, accrued and paid, and if applicable, unpaid were:

	12b-1 expenses		12b-1 unpaid liability outstanding
Class A	STEX LTEX TEBF AHIM TEFCA TEFNY	$ 1,614,000 11,876,000 33,938,000 15,831,000 4,938,000 549,000	STEX LTEX TEBF AHIM TEFCA TEFNY	$ 123,000 780,000 2,770,000 1,157,000 383,000 31,000
Class C	LTEX TEBF AHIM TEFCA TEFNY	166,000 3,725,000 2,016,000 560,000 98,000	LTEX TEBF AHIM TEFCA TEFNY	17,000 330,000 187,000 48,000 9,000
Class T	STEX LTEX TEBF AHIM TEFCA TEFNY	— — — — — —	STEX LTEX TEBF AHIM TEFCA TEFNY	— — — — — —
Class F-1	STEX LTEX TEBF AHIM TEFCA TEFNY	24,000 249,000 745,000 341,000 177,000 6,000	STEX LTEX TEBF AHIM TEFCA TEFNY	2,000 21,000 68,000 33,000 18,000 —*

* Amount less than $1,000.

STEX did not offer C shares during the 2021 fiscal year and is not currently offering C shares.

Tax-exempt income funds — Page 66

Approval of the Plans — As required by rule 12b-1 and the 1940 Act, the Plans (together with the Principal Underwriting Agreement) have been approved by the full board of trustees and separately by a majority of the independent trustees of the fund who have no direct or indirect financial interest in the operation of the Plans or the Principal Underwriting Agreement. In addition, the selection and nomination of independent trustees of the fund are committed to the discretion of the independent trustees during the existence of the Plans.

Potential benefits of the Plans to the fund and its shareholders include enabling shareholders to obtain advice and other services from a financial professional at a reasonable cost, the likelihood that the Plans will stimulate sales of the fund benefiting the investment process through growth or stability of assets and the ability of the shareholders to choose among various alternatives in paying for sales and service. The Plans may not be amended to materially increase the amount spent for distribution without shareholder approval. Plan expenses are reviewed quarterly by the board of trustees and the Plans must be renewed annually by the board of trustees.

A portion of the fund’s 12b-1 expense is paid to financial professionals to compensate them for providing ongoing services. If you have questions regarding your investment in the fund or need assistance with your account, please contact your financial professional. If you need a financial professional, please call American Funds Distributors at (800) 421-4120 for assistance.

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Other compensation to dealers — As of February 2021, the top dealers (or their affiliates) that American Funds Distributors anticipates will receive additional compensation (as described in the prospectus) include:

Advisor Group
FSC Securities Corporation

Investacorp, Inc.
KMS Financial Services, Inc.
Ladenburg, Thalmann & Co., Inc.
Ladenburg Thalmann Asset Management Inc.
Royal Alliance Associates, Inc.
SagePoint Financial, Inc.
Securities America, Inc.
Securities Service Network Inc.
Triad Advisors LLC
Woodbury Financial Services, Inc.
American Portfolios Financial Services, Inc.
Ameriprise
Ameriprise Financial Services, Inc.

Cambridge
Cambridge Investment Research Advisors, Inc.
Cambridge Investment Research, Inc.
Cetera Financial Group
Cetera Advisor Networks LLC
Cetera Advisors LLC
Cetera Financial Specialists LLC
Cetera Investment Services LLC
First Allied Securities Inc.

Charles Schwab Network
Charles Schwab & Co., Inc.

Charles Schwab Trust Bank

Commonwealth
Commonwealth Financial Network
D.A. Davidson & Co.
Edward Jones

Equitable Advisors
Equitable Advisors LLC

Fidelity
Fidelity Investments
Fidelity Retirement Network
National Financial Services LLC
Hefren-Tillotson
Hefren-Tillotson, Inc.
HTK
Hornor, Townsend & Kent, LLC

J.P. Morgan Chase Banc One
J.P. Morgan Securities LLC
JP Morgan Chase Bank, N.A.
Janney Montgomery Scott
Janney Montgomery Scott LLC

Tax-exempt income funds — Page 68

Kestra Securities
H. Beck, Inc.
Kestra Investment Services LLC
NFP Advisor Services LLC

Lincoln Network
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Group
LPL Financial LLC
Private Advisor Group, LLC
Merrill
Bank of America, NA
Bank of America Private Bank
Merrill Lynch, Pierce, Fenner & Smith Incorporated
MML Investors Services
MassMutual Trust Company FSB
MML Distributors LLC
MML Investors Services, LLC
The MassMutual Trust Company FSB
Morgan Stanley Wealth Management

Northwestern Mutual

Northwestern Mutual Investment Services, LLC
Park Avenue Securities LLC

Raymond James Group
Raymond James & Associates, Inc.
Raymond James Financial Services Inc.
RBC
RBC Capital Markets LLC
Robert W. Baird
Robert W. Baird & Co, Incorporated
Stifel, Nicolaus & Co
Stifel, Nicolaus & Company, Incorporated

U.S. Bancorp Investments, Inc.
U.S. Bancorp Investments, Inc.
US Bank NA

UBS
UBS Financial Services, Inc.
UBS Securities, LLC
Voya Financial
Voya Financial Advisors, Inc.
Wells Fargo Network
Wells Fargo Advisors Financial Network, LLC
Wells Fargo Advisors Latin American Channel
Wells Fargo Advisors LLC (WBS)
Wells Fargo Advisors Private Client Group
Wells Fargo Bank, N.A.
Wells Fargo Clearing Services LLC
Wells Fargo Securities, LLC

Tax-exempt income funds — Page 69

Execution of portfolio transactions

The investment adviser places orders with broker-dealers for the fund’s portfolio transactions. Purchases and sales of equity securities on a securities exchange or an over-the-counter market are effected through broker-dealers who receive commissions for their services. Generally, commissions relating to securities traded on foreign exchanges will be higher than commissions relating to securities traded on U.S. exchanges and may not be subject to negotiation. Equity securities may also be purchased from underwriters at prices that include underwriting fees. Purchases and sales of fixed income securities are generally made with an issuer or a primary market maker acting as principal with no stated brokerage commission. The price paid to an underwriter for fixed income securities includes underwriting fees. Prices for fixed income securities in secondary trades usually include undisclosed compensation to the market maker reflecting the spread between the bid and ask prices for the securities.

In selecting broker-dealers, the investment adviser strives to obtain “best execution” (the most favorable total price reasonably attainable under the circumstances) for the fund’s portfolio transactions, taking into account a variety of factors. These factors include the size and type of transaction, the nature and character of the markets for the security to be purchased or sold, the cost, quality, likely speed and reliability of execution and settlement, the broker-dealer’s or execution venue’s ability to offer liquidity and anonymity and the trade-off between market impact and opportunity costs. The investment adviser considers these factors, which involve qualitative judgments, when selecting broker-dealers and execution venues for fund portfolio transactions. The investment adviser views best execution as a process that should be evaluated over time as part of an overall relationship with particular broker-dealer firms. The investment adviser and its affiliates negotiate commission rates with broker-dealers based on what they believe is reasonably necessary to obtain best execution. They seek, on an ongoing basis, to determine what the reasonable levels of commission rates for execution services are in the marketplace, taking various considerations into account, including the extent to which a broker-dealer has put its own capital at risk, historical commission rates and commission rates that other institutional investors are paying. The fund does not consider the investment adviser as having an obligation to obtain the lowest commission rate available for a portfolio transaction to the exclusion of price, service and qualitative considerations. Brokerage commissions are only a small part of total execution costs and other factors, such as market impact and speed of execution, contribute significantly to overall transaction costs.

The investment adviser may execute portfolio transactions with broker-dealers who provide certain brokerage and/or investment research services to it but only when in the investment adviser’s judgment the broker-dealer is capable of providing best execution for that transaction. The investment adviser makes decisions for procurement of research separately and distinctly from decisions on the choice of brokerage and execution services. The receipt of these research services permits the investment adviser to supplement its own research and analysis and makes available the views of, and information from, individuals and the research staffs of other firms. Such views and information may be provided in the form of written reports, telephone contacts and meetings with securities analysts. These services may include, among other things, reports and other communications with respect to individual companies, industries, countries and regions, economic, political and legal developments, as well as scheduling meetings with corporate executives and seminars and conferences related to relevant subject matters. Research services that the investment adviser receives from broker-dealers may be used by the investment adviser in servicing the fund and other funds and accounts that it advises; however, not all such services will necessarily benefit the fund.

As of January 1, 2019, the investment adviser has undertaken to bear the cost of all third-party investment research services for all client accounts it advises. However, in order to compensate certain U.S. broker-dealers for research consumed, and valued, by the investment adviser’s investment professionals, the investment adviser continues to operate a limited commission sharing arrangement with commissions on equity trades for certain registered investment companies it advises. The

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investment adviser voluntarily reimburses such registered investment companies for all amounts collected into the commission sharing arrangement. In order to operate the commission sharing arrangement, the investment adviser may cause such registered investment companies to pay commissions in excess of what other broker-dealers might have charged for certain portfolio transactions in recognition of brokerage and/or investment research services. In this regard, the investment adviser has adopted a brokerage allocation procedure consistent with the requirements of Section 28(e) of the U.S. Securities Exchange Act of 1934. Section 28(e) permits the investment adviser and its affiliates to cause an account to pay a higher commission to a broker-dealer to compensate the broker-dealer or another service provider for certain brokerage and/or investment research services provided to the investment adviser and its affiliates, if the investment adviser and each affiliate makes a good faith determination that such commissions are reasonable in relation to the value of the services provided by such broker-dealer to the investment adviser and its affiliates in terms of that particular transaction or the investment adviser’s overall responsibility to the fund and other accounts that it advises. Certain brokerage and/or investment research services may not necessarily benefit all accounts paying commissions to each such broker-dealer; therefore, the investment adviser and its affiliates assess the reasonableness of commissions in light of the total brokerage and investment research services provided to the investment adviser and its affiliates. Further, investment research services may be used by all investment associates of the investment adviser and its affiliates, regardless of whether they advise accounts with trading activity that generates eligible commissions.

In accordance with their internal brokerage allocation procedure, the investment adviser and its affiliates periodically assess the brokerage and investment research services provided by each broker-dealer and each other service provider from which they receive such services. As part of its ongoing relationships, the investment adviser and its affiliates routinely meet with firms to discuss the level and quality of the brokerage and research services provided, as well as the value and cost of such services. In valuing the brokerage and investment research services the investment adviser and its affiliates receive from broker-dealers and other research providers in connection with its good faith determination of reasonableness, the investment adviser and its affiliates take various factors into consideration, including the quantity, quality and usefulness of the services to the investment adviser and its affiliates. Based on this information and applying their judgment, the investment adviser and its affiliates set an annual research budget.

Research analysts and portfolio managers periodically participate in a research poll to determine the usefulness and value of the research provided by individual broker-dealers and research providers. Based on the results of this research poll, the investment adviser and its affiliates may, through commission sharing arrangements with certain broker-dealers, direct a portion of commissions paid to a broker-dealer by the fund and other registered investment companies managed by the investment adviser or its affiliates to be used to compensate the broker-dealer and/or other research providers for research services they provide. While the investment adviser and its affiliates may negotiate commission rates and enter into commission sharing arrangements with certain broker-dealers with the expectation that such broker-dealers will be providing brokerage and research services, none of the investment adviser, any of its affiliates or any of their clients incurs any obligation to any broker-dealer to pay for research by generating trading commissions. The investment adviser and its affiliates negotiate prices for certain research that may be paid through commission sharing arrangements or by themselves with cash.

When executing portfolio transactions in the same equity security for the funds and accounts, or portions of funds and accounts, over which the investment adviser, through its equity investment divisions, has investment discretion, each investment division within the adviser and its affiliates normally aggregates its respective purchases or sales and executes them as part of the same transaction or series of transactions. When executing portfolio transactions in the same fixed income security for the fund and the other funds or accounts over which it or one of its affiliated companies has investment discretion, the investment adviser normally aggregates such purchases or sales and executes them as part of the same transaction or series of transactions. The objective of aggregating

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purchases and sales of a security is to allocate executions in an equitable manner among the funds and other accounts that have concurrently authorized a transaction in such security. The investment adviser and its affiliates serve as investment adviser for certain accounts that are designed to be substantially similar to another account. This type of account will often generate a large number of relatively small trades when it is rebalanced to its reference fund due to differing cash flows or when the account is initially started up. The investment adviser may not aggregate program trades or electronic list trades executed as part of this process. Non-aggregated trades performed for these accounts will be allocated entirely to that account. This is done only when the investment adviser believes doing so will not have a material impact on the price or quality of other transactions.

The investment adviser currently owns an interest in IEX Group and Luminex Trading and Analytics. The investment adviser may place orders on these or other exchanges or alternative trading systems in which it, or one of its affiliates, has an ownership interest, provided such ownership interest is less than five percent of the total ownership interests in the entity. The investment adviser is subject to the same best execution obligations when trading on any such exchange or alternative trading system.

Purchase and sale transactions may be effected directly among and between certain funds or accounts advised by the investment adviser or its affiliates, including the fund. The investment adviser maintains cross-trade policies and procedures and places a cross-trade only when such a trade is in the best interest of all participating clients and is not prohibited by the participating funds’ or accounts’ investment management agreement or applicable law.

The investment adviser may place orders for the fund’s portfolio transactions with broker-dealers who have sold shares of the funds managed by the investment adviser or its affiliated companies; however, it does not consider whether a broker-dealer has sold shares of the funds managed by the investment adviser or its affiliated companies when placing any such orders for the fund’s portfolio transactions.

Purchases and sales of futures contracts for the fund will be effected through executing brokers and FCMs that specialize in the types of futures contracts that the fund expects to hold. The investment adviser will use reasonable efforts to choose executing brokers and FCMs capable of providing the services necessary to obtain the most favorable price and execution available. The full range and quality of services available will be considered in making these determinations. The investment adviser will monitor the executing brokers and FCMs used for purchases and sales of futures contracts for their ability to execute trades based on many factors, such as the sizes of the orders, the difficulty of executions, the operational facilities of the firm involved and other factors.

Forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers. The cost to the fund of engaging in such contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because such contracts are entered into on a principal basis, their prices usually include undisclosed compensation to the market maker reflecting the spread between the bid and ask prices for the contracts. The fund may incur additional fees in connection with the purchase or sale of certain contracts.

No brokerage commissions were paid on portfolio transactions by STEX, LTEX, TEBF, AHIM, TEFCA and TEFNY for the 2021, 2020 and 2019 fiscal years.

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Disclosure of portfolio holdings

The fund’s investment adviser, on behalf of the fund, has adopted policies and procedures with respect to the disclosure of information about fund portfolio securities. These policies and procedures have been reviewed by the fund’s board of trustees, and compliance will be periodically assessed by the board in connection with reporting from the fund’s Chief Compliance Officer.

Under these policies and procedures, the fund’s complete list of portfolio holdings available for public disclosure, dated as of the end of each calendar quarter, is permitted to be posted on the Capital Group website no earlier than the 10th day after such calendar quarter. In practice, the publicly disclosed portfolio is typically posted on the Capital Group website within 30 days after the end of the calendar quarter. The publicly disclosed portfolio may exclude certain securities when deemed to be in the best interest of the fund as permitted by applicable regulations. In addition, the fund’s list of top 10 equity portfolio holdings measured by percentage of net assets, dated as of the end of each calendar month, is permitted to be posted on the Capital Group website no earlier than the 10th day after such month. Such portfolio holdings information may be disclosed to any person pursuant to an ongoing arrangement to disclose portfolio holdings information to such person no earlier than one day after the day on which the information is posted on the Capital Group website.

Certain intermediaries are provided additional information about the fund’s management team, including information on the fund’s portfolio securities they have selected. This information is provided to larger intermediaries that require the information to make the fund available for investment on the firm’s platform. Intermediaries receiving the information are required to keep it confidential and use it only to analyze the fund.

The fund’s custodian, outside counsel, auditor, financial printers, proxy voting service providers, pricing information vendors, consultants or agents operating under a contract with the investment adviser or its affiliates, co-litigants (such as in connection with a bankruptcy proceeding related to a fund holding) and certain other third parties described below, each of which requires portfolio holdings information for legitimate business and fund oversight purposes, may receive fund portfolio holdings information earlier. See the “General information” section in this statement of additional information for further information about the fund’s custodian, outside counsel and auditor.

The fund‘s portfolio holdings, dated as of the end of each calendar month, are made available to up to 20 key broker-dealer relationships with research departments to help them evaluate the fund for eligibility on approved lists or in model portfolios. These firms include certain of those listed under the “Other compensation to dealers” section of this statement of additional information and certain broker-dealer firms that offer trading platforms for registered investment advisers. Monthly holdings may be provided to these intermediaries no earlier than the 10th day after the end of the calendar month. In practice, monthly holdings are provided within 30 days after the end of the calendar month. Holdings may also be disclosed more frequently to certain statistical and data collection agencies including Morningstar, Lipper, Inc., Value Line, Vickers Stock Research, Bloomberg and Thomson Financial Research.

Affiliated persons of the fund, including officers of the fund and employees of the investment adviser and its affiliates, who receive portfolio holdings information are subject to restrictions and limitations on the use and handling of such information pursuant to applicable codes of ethics, including requirements not to trade in securities based on confidential and proprietary investment information, to maintain the confidentiality of such information, and to pre-clear securities trades and report securities transactions activity, as applicable. For more information on these restrictions and limitations, please see the “Code of ethics” section in this statement of additional information and the Code of Ethics. Third-party service providers of the fund and other entities, as described in this statement of additional information, receiving such information are subject to confidentiality

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obligations and obligations that would prohibit them from trading in securities based on such information. When portfolio holdings information is disclosed other than through the Capital Group website to persons not affiliated with the fund, such persons will be bound by agreements (including confidentiality agreements) or fiduciary or other obligations that restrict and limit their use of the information to legitimate business uses only. None of the fund, its investment adviser or any of their affiliates receives compensation or other consideration in connection with the disclosure of information about portfolio securities.

Subject to board policies, the authority to disclose a fund’s portfolio holdings, and to establish policies with respect to such disclosure, resides with the appropriate investment-related committees of the fund’s investment adviser. In exercising their authority, the committees determine whether disclosure of information about the fund’s portfolio securities is appropriate and in the best interest of fund shareholders. The investment adviser has implemented policies and procedures to address conflicts of interest that may arise from the disclosure of fund holdings. For example, the investment adviser’s code of ethics specifically requires, among other things, the safeguarding of information about fund holdings and contains prohibitions designed to prevent the personal use of confidential, proprietary investment information in a way that would conflict with fund transactions. In addition, the investment adviser believes that its current policy of not selling portfolio holdings information and not disclosing such information to unaffiliated third parties until such holdings have been made public on the Capital Group website (other than to certain fund service providers and other third parties for legitimate business and fund oversight purposes) helps reduce potential conflicts of interest between fund shareholders and the investment adviser and its affiliates.

The fund’s investment adviser and its affiliates provide investment advice to clients other than the fund that have investment objectives that may be substantially similar to those of the fund. These clients also may have portfolios consisting of holdings substantially similar to those of the fund and generally have access to current portfolio holdings information for their accounts. These clients do not owe the fund’s investment adviser or the fund a duty of confidentiality with respect to disclosure of their portfolio holdings.

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Price of shares

Shares are purchased at the offering price or sold at the net asset value price next determined after the purchase or sell order is received by the fund or the Transfer Agent provided that your request contains all information and legal documentation necessary to process the transaction. The Transfer Agent may accept written orders for the sale of fund shares on a future date. These orders are subject to the Transfer Agent’s policies, which generally allow shareholders to provide a written request to sell shares at the net asset value on a specified date no more than five business days after receipt of the order by the Transfer Agent. Any request to sell shares on a future date will be rejected if the request is not in writing, if the requested transaction date is more than five business days after the Transfer Agent receives the request or if the request does not contain all information and legal documentation necessary to process the transaction.

The offering or net asset value price is effective for orders received prior to the time of determination of the net asset value and, in the case of orders placed with dealers or their authorized designees, accepted by the Principal Underwriter, the Transfer Agent, a dealer or any of their designees. In the case of orders sent directly to the fund or the Transfer Agent, an investment dealer should be indicated. The dealer is responsible for promptly transmitting purchase and sell orders to the Principal Underwriter.

Prices that appear in the newspaper do not always indicate prices at which you will be purchasing and redeeming shares of the fund, since such prices generally reflect the previous day’s closing price, while purchases and redemptions are made at the next calculated price. The price you pay for shares, the offering price, is based on the net asset value per share, which is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. If the New York Stock Exchange makes a scheduled (e.g. the day after Thanksgiving) or an unscheduled close prior to 4 p.m. New York time, the net asset value of the fund will be determined at approximately the time the New York Stock Exchange closes on that day. If on such a day market quotations and prices from third-party pricing services are not based as of the time of the early close of the New York Stock Exchange but are as of a later time (up to approximately 4 p.m. New York time), for example because the market remains open after the close of the New York Stock Exchange, those later market quotations and prices will be used in determining the fund’s net asset value.

Orders in good order received after the New York Stock Exchange closes (scheduled or unscheduled) will be processed at the net asset value (plus any applicable sales charge) calculated on the following business day. The New York Stock Exchange is currently closed on weekends and on the following holidays: New Year’s Day; Martin Luther King Jr. Day; Presidents’ Day; Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving; and Christmas Day. Each share class of the fund has a separately calculated net asset value (and share price).

Orders received by the investment dealer or authorized designee, the Transfer Agent or the fund after the time of the determination of the net asset value will be entered at the next calculated offering price. Note that investment dealers or other intermediaries may have their own rules about share transactions and may have earlier cut-off times than those of the fund. For more information about how to purchase through your intermediary, contact your intermediary directly.

All portfolio securities of funds managed by Capital Research and Management Company (other than American Funds U.S. Government Money Market Fund) are valued, and the net asset values per share for each share class are determined, as indicated below. The fund follows standard industry practice by typically reflecting changes in its holdings of portfolio securities on the first business day following a portfolio trade.

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Equity securities, including depositary receipts, are generally valued at the official closing price of, or the last reported sale price on, the exchange or market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Prices for each security are taken from the principal exchange or market on which the security trades.

Fixed income securities, including short-term securities, are generally valued at prices obtained from one or more pricing vendors. The pricing vendors base prices on, among other things, benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, underlying equity of the issuer, interest rate volatilities, spreads and other relationships observed in the markets among comparable securities and proprietary pricing models such as yield measures calculated using factors such as cash flows, prepayment information, default rates, delinquency and loss assumptions, financial or collateral characteristics or performance, credit enhancements, liquidation value calculations, specific deal information and other reference data. The fund’s investment adviser performs certain checks on vendor prices prior to calculation of the fund’s net asset value. When the investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or not deemed to be representative), fixed income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type.

Securities with both fixed income and equity characteristics (e.g., convertible bonds, preferred stocks, units comprised of more than one type of security, etc.), or equity securities traded principally among fixed income dealers, are generally valued in the manner described above for either equity or fixed income securities, depending on which method is deemed most appropriate by the investment adviser.

Forward currency contracts are valued at the mean of representative quoted bid and ask prices, generally based on prices supplied by one or more pricing vendors.

Futures contracts are generally valued at the official settlement price of, or the last reported sale price on, the principal exchange or market on which such instruments are traded, as of the close of business on the day the contracts are being valued or, lacking any sales, at the last available bid price.

Swaps, including both interest rate swaps and positions in credit default swap indices, are valued using market quotations or valuations provided by one or more pricing vendors.

Assets or liabilities initially expressed in terms of currencies other than U.S. dollars are translated prior to the next determination of the net asset value of the fund’s shares into U.S. dollars at the prevailing market rates.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the investment adviser are valued at fair value as determined in good faith under fair value guidelines adopted by authority of the fund’s board. Subject to board oversight, the fund’s board has appointed the fund’s investment adviser to make fair valuation determinations, which are directed by a valuation committee established by the fund’s investment adviser. The board receives regular reports describing fair-valued securities and the valuation methods used.

The valuation committee has adopted guidelines and procedures (consistent with SEC rules and guidance) to consider certain relevant principles and factors when making fair value determinations. As a general principle, securities lacking readily available market quotations, or that have quotations that are considered unreliable by the investment adviser, are valued in good faith by the valuation committee based upon what the fund might reasonably expect to receive upon their current sale. Fair valuations and valuations of investments that are not actively trading involve judgment and may differ

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materially from valuations that would have been used had greater market activity occurred. The valuation committee considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security, contractual or legal restrictions on resale of the security, relevant financial or business developments of the issuer, actively traded similar or related securities, conversion or exchange rights on the security, related corporate actions, significant events occurring after the close of trading in the security and changes in overall market conditions. The valuation committee employs additional fair value procedures to address issues related to equity securities that trade principally in markets outside the United States. Such securities may trade in markets that open and close at different times, reflecting time zone differences. If significant events occur after the close of a market (and before the fund’s net asset values are next determined) which affect the value of equity securities held in the fund’s portfolio, appropriate adjustments from closing market prices may be made to reflect these events. Events of this type could include, for example, earthquakes and other natural disasters or significant price changes in other markets (e.g., U.S. stock markets).

Each class of shares represents interests in the same portfolio of investments and is identical in all respects to each other class, except for differences relating to distribution, service and other charges and expenses, certain voting rights, differences relating to eligible investors, the designation of each class of shares, conversion features and exchange privileges. Expenses attributable to the fund, but not to a particular class of shares, are borne by each class pro rata based on relative aggregate net assets of the classes. Expenses directly attributable to a class of shares are borne by that class of shares. Liabilities attributable to particular share classes, such as liabilities for repurchase of fund shares, are deducted from total assets attributable to such share classes.

Net assets so obtained for each share class are then divided by the total number of shares outstanding of that share class, and the result, rounded to the nearest cent, is the net asset value per share for that class.

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Taxes and distributions

Disclaimer: Some of the following information may not apply to certain shareholders including those holding fund shares in a tax-deferred account, such as a retirement plan or education savings account. Shareholders should consult their tax advisors about the application of federal, state and local tax law in light of their particular situation.

Taxation as a regulated investment company — The fund intends to qualify each year as a “regulated investment company” under Subchapter M of the Internal Revenue Code (“Code”) so that it will not be liable for federal tax on income and capital gains distributed to shareholders. In order to qualify as a regulated investment company, and avoid being subject to federal income taxes, the fund intends to distribute substantially all of its net investment income and realized net capital gains on a fiscal year basis, and intends to comply with other tests applicable to regulated investment companies under Subchapter M.

The Code includes savings provisions allowing the fund to cure inadvertent failures of certain qualification tests required under Subchapter M. However, should the fund fail to qualify under Subchapter M, the fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains.

Amounts not distributed by the fund on a timely basis in accordance with a calendar year distribution requirement may be subject to a nondeductible 4% excise tax. Unless an applicable exception applies, to avoid the tax, the fund must distribute during each calendar year an amount equal to the sum of (a) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (b) at least 98.2% of its capital gains in excess of its capital losses for the twelve month period ending on October 31, and (c) all ordinary income and capital gains for previous years that were not distributed during such years and on which the fund paid no U.S. federal income tax.

Dividends paid by the fund from ordinary income or from an excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income dividends.

The fund may declare a capital gain distribution consisting of the excess of net realized long-term capital gains over net realized short-term capital losses. Net capital gains for a fiscal year are computed by taking into account any capital loss carryforward of the fund.

The fund may retain a portion of net capital gain for reinvestment and may elect to treat such capital gain as having been distributed to shareholders of the fund. Shareholders may receive a credit for the tax that the fund paid on such undistributed net capital gain and would increase the basis in their shares of the fund by the difference between the amount of includible gains and the tax deemed paid by the shareholder.

Distributions of net capital gain that the fund properly reports as a capital gain distribution generally will be taxable as long-term capital gain, regardless of the length of time the shares of the fund have been held by a shareholder. Any loss realized upon the redemption of shares held at the time of redemption for six months or less from the date of their purchase will be treated as a long-term capital loss to the extent of any capital gain distributions (including any undistributed amounts treated as distributed capital gains, as described above) during such six-month period.

Capital gain distributions by the fund result in a reduction in the net asset value of the fund’s shares. Investors should consider the tax implications of buying shares just prior to a capital gain distribution. The price of shares purchased at that time includes the amount of the forthcoming distribution. Those purchasing just prior to a distribution will subsequently receive a partial return of their investment capital upon payment of the distribution, which will be taxable to them.

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Redemptions and exchanges of fund shares — Redemptions of shares, including exchanges for shares of other American Funds, may result in federal, state and local tax consequences (gain or loss) to the shareholder.

Any loss realized on a redemption or exchange of shares of the fund will be disallowed to the extent substantially identical shares are reacquired within the 61-day period beginning 30 days before and ending 30 days after the shares are disposed of. Any loss disallowed under this rule will be added to the shareholder’s tax basis in the new shares purchased.

If a shareholder exchanges or otherwise disposes of shares of the fund within 90 days of having acquired such shares, and if, as a result of having acquired those shares, the shareholder subsequently pays a reduced or no sales charge for shares of the fund, or of a different fund acquired before January 31st of the year following the year the shareholder exchanged or otherwise disposed of the original fund shares, the sales charge previously incurred in acquiring the fund’s shares will not be taken into account (to the extent such previous sales charges do not exceed the reduction in sales charges) for the purposes of determining the amount of gain or loss on the exchange, but will be treated as having been incurred in the acquisition of such other fund(s).

Tax consequences applicable to tax-exempt funds — Interest on the municipal securities purchased by the fund is believed to be free from regular federal income tax based on opinions issued by bond counsel. However, there is no guarantee that the opinion is correct or that the IRS will agree with the opinion. If interest on a municipal security is not free from regular federal income tax, then the interest on that security would become taxable. If this were to happen, dividends derived from this interest may be taxable to shareholders.

By meeting certain requirements of the Code, the fund qualifies to pay exempt-interest dividends to shareholders. These exempt-interest dividends are derived from interest income exempt from regular federal income tax, and are not subject to regular federal income tax when they are distributed to fund shareholders. In addition, to the extent that exempt-interest dividends are derived from interest on obligations of a state or its political subdivisions, or from interest on qualifying U.S. territorial obligations (including qualifying obligations of Puerto Rico, the U.S. Virgin Islands or Guam), they also may be exempt from that state’s personal income taxes.

Distributions paid by a tax-exempt fund that are designated as exempt-interest dividends will not be subject to regular federal income tax. Exempt-interest dividends paid by the fund will be reported to both the IRS and shareholders of the fund.

Private activity bonds are bonds that, although federally tax-exempt, are used for purposes other than those generally performed by governmental units and that benefit non-governmental entities. Interest on certain private activity bonds, while exempt from regular federal income tax, is a preference item for taxpayers when determining their alternative minimum tax under the Code and under the income tax provisions of several states.

The price of a bond purchased after its original issuance may reflect market discount which, depending on the particular circumstances, may result in the fund recognizing taxable ordinary income. In determining whether a bond is purchased with market discount, certain de minimis rules apply.

Tax consequences of investing in derivatives — The fund may enter into transactions involving derivatives, such as futures and swaps. Special tax rules may apply to these types of transactions that could defer losses to the fund, accelerate the fund’s income, alter the holding period of certain securities or change the classification of capital gains. These tax rules may therefore impact the amount, timing and character of fund distributions.

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Other tax considerations — After the end of each calendar year, individual shareholders holding fund shares in taxable accounts will receive a statement of the federal income tax status of all distributions. Shareholders of the fund also may be subject to state and local taxes on distributions received from the fund.

For fund shares acquired on or after January 1, 2012, the fund is required to report cost basis information for redemptions, including exchanges, to both shareholders and the IRS.

Shareholders may obtain more information about cost basis online at capitalgroup.com/costbasis.

Under the backup withholding provisions of the Code, the fund generally will be required to withhold federal income tax on all payments made to a shareholder if the shareholder either does not furnish the fund with the shareholder’s correct taxpayer identification number or fails to certify that the shareholder is not subject to backup withholding. Backup withholding also applies if the IRS notifies the shareholder or the fund that the taxpayer identification number provided by the shareholder is incorrect or that the shareholder has previously failed to properly report interest or dividend income.

The foregoing discussion of U.S. federal income tax law relates solely to the application of that law to U.S. persons (i.e., U.S. citizens and legal residents and U.S. corporations, partnerships, trusts and estates). Each shareholder who is not a U.S. person should consider the U.S. and foreign tax consequences of ownership of shares of the fund, including the possibility that such a shareholder may be subject to U.S. withholding taxes.

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Purchase and exchange of shares

Purchases by individuals — As described in the prospectus, you may generally open an account and purchase fund shares by contacting a financial professional or investment dealer authorized to sell the fund’s shares. You may make investments by any of the following means:

Contacting your financial professional — Deliver or mail a check to your financial professional.

By mail — For initial investments, you may mail a check, made payable to the fund, directly to the address indicated on the account application. Please indicate an investment dealer on the account application. You may make additional investments by filling out the “Account Additions” form at the bottom of a recent transaction confirmation and mailing the form, along with a check made payable to the fund, using the envelope provided with your confirmation.

The amount of time it takes for us to receive regular U.S. postal mail may vary and there is no assurance that we will receive such mail on the day you expect. Mailing addresses for regular U.S. postal mail can be found in the prospectus. To send investments or correspondence to us via overnight mail or courier service, use either of the following addresses:

American Funds

12711 North Meridian Street

Carmel, IN 46032-9181

American Funds

5300 Robin Hood Road

Norfolk, VA 23513-2407

By telephone — Calling American Funds Service Company. Please see the “Shareholder account services and privileges” section of this statement of additional information for more information regarding this service.

By Internet — Using capitalgroup.com. Please see the “Shareholder account services and privileges” section of this statement of additional information for more information regarding this service.

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By wire — If you are making a wire transfer, instruct your bank to wire funds to:

Wells Fargo Bank

ABA Routing No. 121000248

Account No. 4600-076178

Your bank should include the following information when wiring funds:

For credit to the account of:

American Funds Service Company

(fund’s name)

For further credit to:

(shareholder’s fund account number)

(shareholder’s name)

You may contact American Funds Service Company at (800) 421-4225 if you have questions about making wire transfers.

Other purchase information — American Funds state tax-exempt funds are qualified for sale only in certain jurisdictions, and tax-exempt funds in general should not serve as retirement plan investments. The fund and the Principal Underwriter reserve the right to reject any purchase order.

Class R-6 shares are generally only available to American Funds Portfolio Series and other registered investment companies approved by the fund’s investment adviser or distributor.

Purchase minimums and maximums — All investments are subject to the purchase minimums and maximums described in the prospectus. As noted in the prospectus, purchase minimums may be waived or reduced in certain cases.

In the case of American Funds non-tax-exempt funds, the initial purchase minimum of $25 may be waived for the following account types:

· Payroll deduction retirement plan accounts (such as, but not limited to, 403(b), 401(k), SIMPLE IRA, SARSEP and deferred compensation plan accounts); and

· Employer-sponsored CollegeAmerica accounts.

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The following account types may be established without meeting the initial purchase minimum:

· Retirement accounts that are funded with employer contributions; and

· Accounts that are funded with monies set by court decree.

The following account types may be established without meeting the initial purchase minimum, but shareholders wishing to invest in two or more funds must meet the normal initial purchase minimum of each fund:

· Accounts that are funded with (a) transfers of assets, (b) rollovers from retirement plans, (c) rollovers from 529 college savings plans or (d) required minimum distribution automatic exchanges; and

· American Funds U.S. Government Money Market Fund accounts registered in the name of clients of Capital Group Private Client Services.

Certain accounts held on the fund’s books, known as omnibus accounts, contain multiple underlying accounts that are invested in shares of the fund. These underlying accounts are maintained by entities such as financial intermediaries and are subject to the applicable initial purchase minimums as described in the prospectus and this statement of additional information. However, in the case where the entity maintaining these accounts aggregates the accounts’ purchase orders for fund shares, such accounts are not required to meet the fund’s minimum amount for subsequent purchases.

Exchanges — With the exception of Class T shares, for which rights of exchange are not generally available, you may only exchange shares without a sales charge into other American Funds within the same share class; however, Class A, C, T or F shares may also generally be exchanged without a sales charge for the corresponding 529 share class. Clients of Capital Group Private Client Services may exchange the shares of the fund for those of any other fund(s) managed by Capital Research and Management Company or its affiliates.

Notwithstanding the above, exchanges from Class A shares of American Funds U.S. Government Money Market Fund may be made to Class C shares of other American Funds for dollar cost averaging purposes.

Exchange purchases are subject to the minimum investment requirements of the fund purchased and no sales charge generally applies. However, exchanges of shares from American Funds U.S. Government Money Market Fund are subject to applicable sales charges, unless the American Funds U.S. Government Money Market Fund shares were acquired by an exchange from a fund having a sales charge, or by reinvestment or cross-reinvestment of dividends or capital gain distributions.

Exchanges of Class F shares generally may only be made through fee-based programs of investment firms that have special agreements with the fund’s distributor and certain registered investment advisors.

You may exchange shares of other classes by contacting your financial professional by calling American Funds Service Company at (800) 421-4225 or using capitalgroup.com, or faxing (see “American Funds Service Company service areas” in the prospectus for the appropriate fax numbers) the Transfer Agent. For more information, see “Shareholder account services and privileges” in this statement of additional information. These transactions have the same tax consequences as ordinary sales and purchases.
Shares held in employer-sponsored retirement plans may be exchanged into other American Funds by contacting your plan administrator or recordkeeper. Exchange redemptions and purchases are

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processed simultaneously at the share prices next determined after the exchange order is received (see “Price of shares” in this statement of additional information).

Conversion — Class C shares of the fund automatically convert to Class A shares in the month of the 8-year anniversary of the purchase date. The board of trustees of the fund reserves the right at any time, without shareholder approval, to amend the conversion features of the Class C shares, including without limitation, providing for conversion into a different share class or for no conversion. In making its decision, the board of trustees will consider, among other things, the effect of any such amendment on shareholders.

Frequent trading of fund shares — As noted in the prospectus, certain redemptions may trigger a restriction under the fund’s “frequent trading policy.” Under this policy, systematic redemptions will not trigger a restriction and systematic purchases will not be prevented if the entity maintaining the shareholder account is able to identify the transaction as a systematic redemption or purchase. For purposes of this policy, systematic redemptions include, for example, regular periodic automatic redemptions and statement of intention escrow share redemptions. Systematic purchases include, for example, regular periodic automatic purchases and automatic reinvestments of dividends and capital gain distributions. Generally, purchases and redemptions will not be considered “systematic” unless the transaction is prescheduled for a specific date.

Potentially abusive activity — American Funds Service Company will monitor for the types of activity that could potentially be harmful to the American Funds — for example, short-term trading activity in multiple funds. When identified, American Funds Service Company will request that the shareholder discontinue the activity. If the activity continues, American Funds Service Company will freeze the shareholder account to prevent all activity other than redemptions of fund shares.

Moving between share classes

If you wish to “move” your investment between share classes (within the same fund or between different funds), we generally will process your request as an exchange of the shares you currently hold for shares in the new class or fund. Below is more information about how sales charges are handled for various scenarios. Class C shares are not currently offered by STEX.

Exchanging Class C shares for Class A or Class T shares — If you exchange Class C shares for Class A or Class T shares, you are still responsible for paying any Class C contingent deferred sales charges and applicable Class A or Class T sales charges.

Exchanging Class C shares for Class F shares — If you are part of a qualified fee-based program or approved self-directed platform and you wish to exchange your Class C shares for Class F shares to be held in the program, you are still responsible for paying any applicable Class C contingent deferred sales charges.

Exchanging Class F shares for Class A shares — You can exchange Class F shares held in a qualified fee-based program for Class A shares without paying an initial Class A sales charge if you are leaving or have left the fee-based program. Your financial intermediary can also convert Class F-1 shares to Class A shares without a sales charge if they are held in a brokerage account and they were initially transferred to the account or converted from Class C shares. You can exchange Class F shares received in a conversion from Class C shares for Class A shares at any time without paying an initial Class A sales charge if you notify American Funds Service Company of the conversion when you make your request. If you have already redeemed your Class F shares, the foregoing requirements apply and you must purchase Class A shares within 90 days after redeeming your Class F shares to receive the Class A shares without paying an initial Class A sales charge.

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Exchanging Class A or Class T shares for Class F shares — If you are part of a qualified fee-based program or approved self-directed platform and you wish to exchange your Class A or Class T shares for Class F shares to be held in the program, any Class A or Class T sales charges (including contingent deferred sales charges) that you paid or are payable will not be credited back to your account.

Exchanging Class A shares for Class R shares — Provided it is eligible to invest in Class R shares, a retirement plan currently invested in Class A shares may exchange its shares for Class R shares. Any Class A sales charges that the retirement plan previously paid will not be credited back to the plan’s account. No contingent deferred sales charge will be assessed as part of the share class conversion.

Moving between Class F shares — If you are part of a qualified fee-based program that offers Class F shares, you may exchange your Class F shares for any other Class F shares to be held in the program. For example, if you hold Class F-2 shares, you may exchange your shares for Class F-1 or Class F-3 shares to be held in the program.

Moving between other share classes — If you desire to move your investment between share classes and the particular scenario is not described in this statement of additional information, please contact American Funds Service Company at (800) 421-4225 for more information.

Non-reportable transactions — Automatic conversions described in the prospectus will be non-reportable for tax purposes. In addition, an exchange of shares from one share class of a fund to another share class of the same fund will be treated as a non-reportable exchange for tax purposes, provided that the exchange request is received in writing by American Funds Service Company and processed as a single transaction.

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Sales charges

Class A purchases

Purchases by certain 403(b) plans

Tax-exempt funds in general should not serve as retirement plan investments.

A 403(b) plan may not invest in American Funds Class A or C shares unless such plan was invested in Class A or C shares before January 1, 2009.

Participant accounts of a 403(b) plan that invested in American Funds Class A or C shares and were treated as an individual-type plan for sales charge purposes before January 1, 2009, may continue to be treated as accounts of an individual-type plan for sales charge purposes. Participant accounts of a 403(b) plan that invested in American Funds Class A or C shares and were treated as an employer-sponsored plan for sales charge purposes before January 1, 2009, may continue to be treated as accounts of an employer-sponsored plan for sales charge purposes. Participant accounts of a 403(b) plan that was established on or after January 1, 2009, are treated as accounts of an employer-sponsored plan for sales charge purposes.

Purchases by SEP plans and SIMPLE IRA plans

Participant accounts in a Simplified Employee Pension (SEP) plan or a Savings Incentive Match Plan for Employees of Small Employers IRA (SIMPLE IRA) will be aggregated at the plan level for Class A sales charge purposes if an employer adopts a prototype plan produced by American Funds Distributors, Inc. or (a) the employer or plan sponsor submits all contributions for all participating employees in a single contribution transmittal or the contributions are identified as related to the same plan; (b) each transmittal is accompanied by checks or wire transfers and generally must be submitted through the transfer agent’s automated contribution system if held on the fund’s books; and (c) if the fund is expected to carry separate accounts in the name of each plan participant and (i) the employer or plan sponsor notifies the funds’ transfer agent or the intermediary holding the account that the separate accounts of all plan participants should be linked and (ii) all new participant accounts are established by submitting the appropriate documentation on behalf of each new participant. Participant accounts in a SEP or SIMPLE plan that are eligible to aggregate their assets at the plan level may not also aggregate the assets with their individual accounts.

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Other purchases

In addition, American Funds Class A shares may be offered at net asset value to companies exchanging securities with the fund through a merger, acquisition or exchange offer and to certain individuals meeting the criteria described above who invested in Class A shares before Class F-2 shares were made available under this privilege.

Class F-2 purchases

If requested, American Funds Class F-2 shares will be sold to:

(1)

current or retired directors, trustees, officers and advisory board members of, and certain lawyers who provide services to the funds managed by Capital Research and Management Company, current or retired employees of The Capital Group Companies, Inc. and its affiliated companies, certain family members of the above persons, and trusts or plans primarily for such persons; and

(2)	The Capital Group Companies, Inc. and its affiliated companies.

Once an account in Class F-2 is established under this privilege, additional investments can be made in Class F-2 for the life of the account. Depending on the financial intermediary holding your account, these privileges may be unavailable. Investors should consult their financial intermediary for further information.

Moving between accounts — American Funds investments by certain account types may be moved to other account types without incurring additional Class A sales charges. These transactions include:

· redemption proceeds from a non-retirement account (for example, a joint tenant account) used to purchase fund shares in an IRA or other individual-type retirement account;

· required minimum distributions from an IRA or other individual-type retirement account used to purchase fund shares in a non-retirement account; and

· death distributions paid to a beneficiary’s account that are used by the beneficiary to purchase fund shares in a different account.

Investors may not move investments from a Capital Bank & Trust Company SIMPLE IRA Plus to a Capital Bank & Trust Company SIMPLE IRA unless it is part of a plan transfer or to a current employer’s Capital Bank & Trust Company SIMPLE IRA plan.

These privileges are generally available only if your account is held directly with the fund’s transfer agent or if the financial intermediary holding your account has the systems, policies and procedures to support providing the privileges on its systems. Investors should consult their financial intermediary for further information.

Loan repayments — Repayments on loans taken from a retirement plan are not subject to sales charges if American Funds Service Company is notified of the repayment.

Dealer commissions and compensation — Commissions (up to .75%) are paid to dealers who initiate and are responsible for certain Class A share purchases not subject to initial sales charges. These purchases consist of a) purchases of $500,000 or more, and b) purchases by employer-sponsored defined contribution-type retirement plans investing $500,000 or more or with 100 or more eligible employees. Only with respect to TEBF, AHIM, TEFCA and TEFNY, commissions on such investments

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(other than IRA rollover assets that roll over at no sales charge under the fund’s IRA rollover policy as described in the prospectus) are paid to dealers at the following rates: .75% on amounts of less than $10 million, .50% on amounts of at least $10 million but less than $25 million and .25% on amounts of at least $25 million. Commissions are based on cumulative investments over the life of the account with no adjustment for redemptions, transfers, or market declines. For example, if a shareholder has accumulated investments in excess of $10 million (but less than $25 million) and subsequently redeems all or a portion of the account(s), purchases following the redemption will generate a dealer commission of .50%.

Commissions (up to .75%) are paid to dealers who initiate and are responsible for certain Class A share purchases not subject to initial sales charges. These purchases consist of a) purchases of $500,000 or more and b) purchases by employer-sponsored defined contribution-type retirement plans investing $500,000 or more or with 100 or more eligible employees. Only with respect to STEX and LTEX, commissions on such investments (other than IRA, rollover assets that roll over at no sales charge under the fund’s IRA rollover policy as described in the prospectus) are paid to dealers at the following rates: .75% on amounts of less than $4 million, .50% on amounts of at least $4 million but less than $10 million and .25% on amounts of at least $10 million. Commissions are based on cumulative investments over the life of the account with no adjustment for redemptions, transfers, or market declines. For example, if a shareholder has accumulated investments in excess of $4 million (but less than $10 million) and subsequently redeems all or a portion of the account(s), purchases following the redemption will generate a dealer commission of .50%.

A dealer concession of up to 1% may be paid by the fund under its Class A plan of distribution to reimburse the Principal Underwriter in connection with dealer and wholesaler compensation paid by it with respect to investments made with no initial sales charge.

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Sales charge reductions and waivers

Reducing your Class A sales charge — As described in the prospectus, there are various ways to reduce your sales charge when purchasing Class A shares. Additional information about Class A sales charge reductions is provided below.

Statement of intention — By establishing a statement of intention (the "Statement"), you enter into a nonbinding commitment to purchase shares of American Funds (excluding American Funds U.S. Government Money Market Fund) over a 13-month period and receive the same sales charge (expressed as a percentage of your purchases) as if all shares had been purchased at once, unless the Statement is upgraded as described below.

The Statement period starts on the date on which your first purchase made toward satisfying the Statement is processed. Your accumulated holdings (as described in the paragraph below titled “Rights of accumulation”) eligible to be aggregated as of the day immediately before the start of the Statement period may be credited toward satisfying the Statement.

You may revise the commitment you have made in your Statement upward at any time during the Statement period. If your prior commitment has not been met by the time of the revision, the Statement period during which purchases must be made will remain unchanged. Purchases made from the date of the revision will receive the reduced sales charge, if any, resulting from the revised Statement. If your prior commitment has been met by the time of the revision, your original Statement will be considered met and a new Statement will be established.

The Statement will be considered completed if the shareholder dies within the 13-month Statement period. Commissions to dealers will not be adjusted or paid on the difference between the Statement amount and the amount actually invested before the shareholder’s death.

When a shareholder elects to use a Statement, shares equal to 5% of the dollar amount specified in the Statement may be held in escrow in the shareholder’s account out of the initial purchase (or subsequent purchases, if necessary) by the Transfer Agent. All dividends and any capital gain distributions on shares held in escrow will be credited to the shareholder’s account in shares (or paid in cash, if requested). If the intended investment is not completed within the specified Statement period the investments made during the statement period will be adjusted to reflect the difference between the sales charge actually paid and the sales charge which would have been paid if the total of such purchases had been made at a single time. Any dealers assigned to the shareholder’s account at the time a purchase was made during the Statement period will receive a corresponding commission adjustment if appropriate.

In addition, if you currently have individual holdings in American Legacy variable annuity contracts or variable life insurance policies that were established on or before March 31, 2007, you may continue to apply purchases under such contracts and policies to a Statement.

Shareholders purchasing shares at a reduced sales charge under a Statement indicate their acceptance of these terms and those in the prospectus with their first purchase.

The Statement period may be extended in cases where the fund’s distributor determines it is appropriate to do so; for example in periods when there are extenuating circumstances such as a natural disaster that may limit an individual’s ability to meet the investment required under the Statement.

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Aggregation — Qualifying investments for aggregation include those made by you and your “immediate family” as defined in the prospectus, if all parties are purchasing shares for their own accounts and/or:

· individual-type employee benefit plans, such as an IRA, single-participant Keogh-type plan, or a participant account of a 403(b) plan that is treated as an individual-type plan for sales charge purposes (see “Purchases by certain 403(b) plans” under “Sales charges” in this statement of additional information);

· SEP plans and SIMPLE IRA plans established after November 15, 2004, by an employer adopting any plan document other than a prototype plan produced by American Funds Distributors, Inc.;

· business accounts solely controlled by you or your immediate family (for example, you own the entire business);

· trust accounts established by you or your immediate family (for trusts with only one primary beneficiary, upon the trustor’s death the trust account may be aggregated with such beneficiary’s own accounts; for trusts with multiple primary beneficiaries, upon the trustor’s death the trustees of the trust may instruct American Funds Service Company to establish separate trust accounts for each primary beneficiary; each primary beneficiary’s separate trust account may then be aggregated with such beneficiary’s own accounts);

· endowments or foundations established and controlled by you or your immediate family; or

· CollegeAmerica® accounts invested in American Funds other than the funds, which will be aggregated at the account owner level. (Class 529-E accounts may only be aggregated with an eligible employer plan. For more information about CollegeAmerica and Class 529 shares, please see the prospectus of American Funds that offer Class 529 shares.)

Individual purchases by a trustee(s) or other fiduciary(ies) may also be aggregated if the investments are:

· for a single trust estate or fiduciary account, including employee benefit plans other than the individual-type employee benefit plans described above;

· made for two or more employee benefit plans of a single employer or of affiliated employers as defined in the 1940 Act, excluding the individual-type employee benefit plans described above;

· for a diversified common trust fund or other diversified pooled account not specifically formed for the purpose of accumulating fund shares;

· for nonprofit, charitable or educational organizations, or any endowments or foundations established and controlled by such organizations, or any employer-sponsored retirement plans established for the benefit of the employees of such organizations, their endowments, or their foundations;

· for participant accounts of a 403(b) plan that is treated as an employer-sponsored plan for sales charge purposes (see “Purchases by certain 403(b) plans” under “Sales charges” in this statement of additional information), or made for participant accounts of two or more such plans, in each case of a single employer or affiliated employers as defined in the 1940 Act; or

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· for a SEP or SIMPLE IRA plan established after November 15, 2004, by an employer adopting a prototype plan produced by American Funds Distributors, Inc.

Purchases made for nominee or street name accounts (securities held in the name of an investment dealer or another nominee such as a bank trust department instead of the customer) may not be aggregated with those made for other accounts and may not be aggregated with other nominee or street name accounts unless otherwise qualified as described above.

Joint accounts may be aggregated with other accounts belonging to the primary owner and/or his or her immediate family. The primary owner of a joint account is the individual responsible for taxes on the account.

Concurrent purchases — As described in the prospectus, you may reduce your Class A sales charge by combining purchases of all classes of shares in American Funds. Shares of American Funds U.S. Government Money Market Fund purchased through an exchange, reinvestment or cross-reinvestment from a fund having a sales charge also qualify. However, direct purchases of American Funds U.S. Government Money Market Fund Class A shares are excluded. If you currently have individual holdings in American Legacy variable annuity contracts or variable life insurance policies that were established on or before March 31, 2007, you may continue to combine purchases made under such contracts and policies to reduce your Class A sales charge.

Rights of accumulation — Subject to the limitations described in the aggregation policy, you may take into account your accumulated holdings in all share classes of American Funds to determine your sales charge on investments in accounts eligible to be aggregated. Direct purchases of American Funds U.S. Government Money Market Fund Class A shares are excluded. Subject to your investment dealer’s or recordkeeper’s capabilities, your accumulated holdings will be calculated as the higher of (a) the current value of your existing holdings (the “market value”) as of the day prior to your American Funds investment or (b) the amount you invested (including reinvested dividends and capital gains, but excluding capital appreciation) less any withdrawals (the “cost value”). Depending on the entity on whose books your account is held, the value of your holdings in that account may not be eligible for calculation at cost value. For example, accounts held in nominee or street name may not be eligible for calculation at cost value and instead may be calculated at market value for purposes of rights of accumulation.

The value of all of your holdings in accounts established in calendar year 2005 or earlier will be assigned an initial cost value equal to the market value of those holdings as of the last business day of 2005. Thereafter, the cost value of such accounts will increase or decrease according to actual investments or withdrawals. You must contact your financial professional or American Funds Service Company if you have additional information that is relevant to the calculation of the value of your holdings.

When determining your American Funds Class A sales charge, if your investment is not in an employer-sponsored retirement plan, you may also continue to take into account the market value (as of the day prior to your American Funds investment) of your individual holdings in various American Legacy variable annuity contracts and variable life insurance policies that were established on or before March 31, 2007. An employer-sponsored retirement plan may also continue to take into account the market value of its investments in American Legacy Retirement Investment Plans that were established on or before March 31, 2007.

You may not purchase Class C shares of American High-Income Municipal Bond Fund or American Funds Tax-Exempt Fund of New York if such combined American Funds and

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American Funds Legacy holdings cause you to be eligible to purchase Class A shares at the $1 million or more sales charge discount rate (i.e. at net asset value).

If you make a gift of American Funds Class A shares, upon your request, you may purchase the shares at the sales charge discount allowed under rights of accumulation of all of your American Funds and applicable American Legacy accounts.

Reducing your Class T sales charge — As described in the prospectus, the initial sales charge you pay each time you buy Class T shares may differ depending upon the amount you invest and may be reduced for larger purchases. Additionally, Class T shares acquired through reinvestment of dividends or capital gain distributions are not subject to an initial sales charge. Sales charges on Class T shares are applied on a transaction-by-transaction basis, and, accordingly, Class T shares are not eligible for any other sales charge waivers or reductions, including through the aggregation of Class T shares concurrently purchased by other related accounts or in other American Funds. The sales charge applicable to Class T shares may not be reduced by establishing a statement of intention, and rights of accumulation are not available for Class T shares.

CDSC waivers for Class A and C shares — As noted in the prospectus, a contingent deferred sales charge (“CDSC”) will be waived for redemptions due to death or post-purchase disability of a shareholder (this generally excludes accounts registered in the names of trusts and other entities). In the case of joint tenant accounts, if one joint tenant dies, a surviving joint tenant, at the time he or she notifies the Transfer Agent of the other joint tenant’s death and removes the decedent’s name from the account, may redeem shares from the account without incurring a CDSC. Redemptions made after the Transfer Agent is notified of the death of a joint tenant will be subject to a CDSC.

In addition, a CDSC will be waived for the following types of transactions, if they do not exceed 12% of the value of an “account” (defined below) annually (the “12% limit”):

· Required minimum distributions taken from retirement accounts in accordance with IRS regulations.

· Redemptions through an automatic withdrawal plan (“AWP”) (see “Automatic withdrawals” under “Shareholder account services and privileges” in this statement of additional information). For each AWP payment, assets that are not subject to a CDSC, such as shares acquired through reinvestment of dividends and/or capital gain distributions, will be redeemed first and will count toward the 12% limit. If there is an insufficient amount of assets not subject to a CDSC to cover a particular AWP payment, shares subject to the lowest CDSC will be redeemed next until the 12% limit is reached. Any dividends and/or capital gain distributions taken in cash by a shareholder who receives payments through an AWP will also count toward the 12% limit. In the case of an AWP, the 12% limit is calculated at the time an automatic redemption is first made, and is recalculated at the time each additional automatic redemption is made. Shareholders who establish an AWP should be aware that the amount of a payment not subject to a CDSC may vary over time depending on fluctuations in the value of their accounts. This privilege may be revised or terminated at any time.

For purposes of this paragraph, “account” means your investment in the applicable class of shares of the particular fund from which you are making the redemption.

The CDSC on American Funds Class A shares may be waived in cases where the fund’s transfer agent determines the benefit to the fund of collecting the CDSC would be outweighed by the cost of applying it.

CDSC waivers are allowed only in the cases listed here and in the prospectus.

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Selling shares

The methods for selling (redeeming) shares are described more fully in the prospectus. If you wish to sell your shares by contacting American Funds Service Company directly, any such request must be signed by the registered shareholders. To contact American Funds Service Company via overnight mail or courier service, see “Purchase and exchange of shares.”

A signature guarantee may be required for certain redemptions. In such an event, your signature may be guaranteed by a domestic stock exchange or the Financial Industry Regulatory Authority, bank, savings association or credit union that is an eligible guarantor institution. The Transfer Agent reserves the right to require a signature guarantee on any redemptions.

Additional documentation may be required for sales of shares held in corporate, partnership or fiduciary accounts. You must include with your written request any shares you wish to sell that are in certificate form.

If you sell Class A or C shares and request a specific dollar amount to be sold, we will sell sufficient shares so that the sale proceeds, after deducting any applicable CDSC, equals the dollar amount requested.

If you hold multiple American Funds and a CDSC applies to the shares you are redeeming, the CDSC will be calculated based on the applicable class of shares of the particular fund from which you are making the redemption.

Redemption proceeds will not be mailed until sufficient time has passed to provide reasonable assurance that checks or drafts (including certified or cashier’s checks) for shares purchased have cleared (normally seven business days from the purchase date). Except for delays relating to clearance of checks for share purchases or in extraordinary circumstances (and as permissible under the 1940 Act), the fund typically expects to pay redemption proceeds one business day following receipt and acceptance of a redemption order. Interest will not accrue or be paid on amounts that represent uncashed distribution or redemption checks.

You may request that redemption proceeds of $1,000 or more from American Funds U.S. Government Money Market Fund be wired to your bank by writing American Funds Service Company. A signature guarantee is required on all requests to wire funds and you may be subject to a fee for the transaction.

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Shareholder account services and privileges

The following services and privileges are generally available to all shareholders. However, certain services and privileges described in the prospectus and this statement of additional information may not be available if your account is held with an investment dealer.

Automatic investment plan — An automatic investment plan enables you to make monthly or quarterly investments in American Funds through automatic debits from your bank account. To set up a plan, you must fill out an account application and specify the amount that you would like to invest and the date on which you would like your investments to occur. The plan will begin within 30 days after your account application is received. Your bank account will be debited on the day or a few days before your investment is made, depending on the bank’s capabilities. The Transfer Agent will then invest your money into the fund you specified on or around the date you specified. If the date you specified falls on a weekend or holiday, your money will be invested on the following business day. However, if the following business day falls in the next month, your money will be invested on the business day immediately preceding the weekend or holiday. If your bank account cannot be debited due to insufficient funds, a stop-payment or the closing of the account, the plan may be terminated and the related investment reversed. You may change the amount of the investment or discontinue the plan at any time by contacting the Transfer Agent.

Automatic reinvestment — Dividends and capital gain distributions are reinvested in additional shares of the same class and fund at net asset value unless you indicate otherwise on the account application. You also may elect to have dividends and/or capital gain distributions paid in cash by informing the fund, the Transfer Agent or your investment dealer.

If you have elected to receive dividends and/or capital gain distributions in cash, and the postal or other delivery service is unable to deliver checks to your address of record, or you do not respond to mailings from American Funds Service Company with regard to uncashed distribution checks, your distribution option may be automatically converted to having all dividends and other distributions reinvested in additional shares.

Cross-reinvestment of dividends and distributions — For all share classes, except Class T shares, you may cross-reinvest dividends and capital gains (distributions) into other American Funds in the same share class at net asset value, subject to the following conditions:

(1) the aggregate value of your account(s) in the fund(s) paying distributions equals or exceeds $5,000 (this is waived if the value of the account in the fund receiving the distributions equals or exceeds that fund’s minimum initial investment requirement);

(2) if the value of the account of the fund receiving distributions is below the minimum initial investment requirement, distributions must be automatically reinvested; and

(3) if you discontinue the cross-reinvestment of distributions, the value of the account of the fund receiving distributions must equal or exceed the minimum initial investment requirement. If you do not meet this requirement within 90 days of notification, the fund has the right to automatically redeem the account.

Depending on the financial intermediary holding your account, your reinvestment privileges may be unavailable or differ from those described in this statement of additional information. Investors should consult their financial intermediary for further information.

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Automatic exchanges — For all share classes other than Class T shares, you may automatically exchange shares of the same class in amounts of $50 or more among any American Funds on any day (or preceding business day if the day falls on a nonbusiness day) of each month you designate.

Automatic withdrawals — Depending on the type of account, for all share classes except R shares, you may automatically withdraw shares from any of the American Funds. You can make automatic withdrawals of $50 or more. You can designate the day of each period for withdrawals and request that checks be sent to you or someone else. Withdrawals may also be electronically deposited to your bank account. The Transfer Agent will withdraw your money from the fund you specify on or around the date you specify. If the date you specified falls on a weekend or holiday, the redemption will take place on the previous business day. However, if the previous business day falls in the preceding month, the redemption will take place on the following business day after the weekend or holiday. You should consult with your financial professional or intermediary to determine if your account is eligible for automatic withdrawals.

Withdrawal payments are not to be considered as dividends, yield or income. Generally, automatic investments may not be made into a shareholder account from which there are automatic withdrawals. Withdrawals of amounts exceeding reinvested dividends and distributions and increases in share value would reduce the aggregate value of the shareholder’s account. The Transfer Agent arranges for the redemption by the fund of sufficient shares, deposited by the shareholder with the Transfer Agent, to provide the withdrawal payment specified.

Redemption proceeds from an automatic withdrawal plan are not eligible for reinvestment without a sales charge.

Account statements — Your account is opened in accordance with your registration instructions. Transactions in the account, such as additional investments, will be reflected on regular confirmation statements from the Transfer Agent. Dividend and capital gain reinvestments, purchases through automatic investment plans and certain retirement plans, as well as automatic exchanges and withdrawals, will be confirmed at least quarterly.

American Funds Service Company and capitalgroup.com — You may check your share balance, the price of your shares or your most recent account transaction; redeem shares (up to $125,000 per American Funds shareholder each day); or exchange shares by calling American Funds Service Company at (800) 421-4225 or using capitalgroup.com. Redemptions and exchanges through American Funds Service Company and capitalgroup.com are subject to the conditions noted above and in “Telephone and Internet purchases, redemptions and exchanges” below. You will need your fund number (see the list of American Funds under the “General information — fund numbers” section in this statement of additional information), personal identification number (generally the last four digits of your Social Security number or other tax identification number associated with your account) and account number.

Generally, all shareholders are automatically eligible to use these services. However, if you are not currently authorized to do so, please contact American Funds Service Company for assistance. Once you establish this privilege, you, your financial professional or any person with your account information may use these services.

Telephone and Internet purchases, redemptions and exchanges — By using the telephone or the Internet (including capitalgroup.com), or fax purchase, redemption and/or exchange options, you agree to hold the fund, the Transfer Agent, any of its affiliates or mutual funds managed by such affiliates, and each of their respective directors, trustees, officers, employees and agents harmless from any losses, expenses, costs or liabilities (including attorney fees) that may be incurred in connection with the exercise of these privileges. Generally, all shareholders are automatically eligible to use these

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services. However, you may elect to opt out of these services by writing the Transfer Agent (you may also reinstate them at any time by writing the Transfer Agent). If the Transfer Agent does not employ reasonable procedures to confirm that the instructions received from any person with appropriate account information are genuine, it and/or the fund may be liable for losses due to unauthorized or fraudulent instructions. In the event that shareholders are unable to reach the fund by telephone because of technical difficulties, market conditions or a natural disaster, redemption and exchange requests may be made in writing only.

Redemption of shares — The fund’s declaration of trust permits the fund to direct the Transfer Agent to redeem the shares of any shareholder for their then current net asset value per share if at such time the shareholder of record owns shares having an aggregate net asset value of less than the minimum initial investment amount required of new shareholders as set forth in the fund’s current registration statement under the 1940 Act, and subject to such further terms and conditions as the board of trustees of the fund may from time to time adopt.

While payment of redemptions normally will be in cash, the fund’s declaration of trust permits payment of the redemption price wholly or partly with portfolio securities or other fund assets under conditions and circumstances determined by the fund’s board of trustees. For example, redemptions could be made in this manner if the board determined that making payments wholly in cash over a particular period would be unfair and/or harmful to other fund shareholders.

Share certificates — Shares are credited to your account. The fund does not issue share certificates.

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General information

Custodian of assets — Securities and cash owned by the fund, including proceeds from the sale of shares of the fund and of securities in the fund’s portfolios, are held by JP Morgan Chase Bank N.A., 270 Park Avenue, New York, NY 10017-2070 for STEX, LTEX, TEBF, AHIM and TEFCA, and by State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111 for TEFNY., as custodian. If the fund holds securities of issuers outside the U.S., the custodian may hold these securities pursuant to subcustodial arrangements in banks outside the U.S. or branches of U.S. banks outside the U.S.

Transfer agent services — American Funds Service Company, a wholly owned subsidiary of the investment adviser, maintains the records of shareholder accounts, processes purchases and redemptions of the fund’s shares, acts as dividend and capital gain distribution disbursing agent, and performs other related shareholder service functions. The principal office of American Funds Service Company is located at 6455 Irvine Center Drive, Irvine, CA 92618. Transfer agent fees are paid according to a fee schedule, based on the number of accounts serviced or a percentage of fund assets, contained in a Shareholder Services Agreement between the fund and American Funds Service Company.

In the case of certain shareholder accounts, third parties who may be unaffiliated with the investment adviser provide transfer agency and shareholder services in place of American Funds Service Company. These services are rendered under agreements with American Funds Service Company or its affiliates and the third parties receive compensation according to such agreements. Compensation for transfer agency and shareholder services, whether paid to American Funds Service Company or such third parties, is ultimately paid from fund assets and is reflected in the expenses of the fund as disclosed in the prospectus.

Tax-exempt income funds — Page 97

During the 2021 fiscal year, transfer agent fees, gross of any payments made by American Funds Service Company to third parties, were:

		Transfer agent fee
STEX	Class A	$ 369,000
	Class T	—*
	Class F-1	12,000
	Class F-2	178,000
	Class F-3	1,000
	Class R-6	1,000
LTEX	Class A	1,372,000
	Class C	6,000
	Class T	—*
	Class F-1	120,000
	Class F-2	997,000
	Class F-3	8,000
	Class R-6	3,000
TEBF	Class A	4,337,000
	Class C	121,000
	Class T	—*
	Class F-1	348,000
	Class F-2	4,994,000
	Class F-3	119,000
	Class R-6	4,000

Tax-exempt income funds — Page 98

		Transfer agent fee
AHIM	Class A	$2,396,000
	Class C	93,000
	Class T	—*
	Class F-1	162,000
	Class F-2	1,499,000
	Class F-3	32,000
	Class R-6	5,000
TEFCA	Class A	402,000
	Class C	11,000
	Class T	—*
	Class F-1	81,000
	Class F-2	570,000
	Class F-3	4,000
TEFNY	Class A	64,000
	Class C	3,000
	Class T	—*
	Class F-1	2,000
	Class F-2	30,000
	Class F-3	—*

* Amount less than $1,000.

STEX did not offer Class C shares in the 2021 fiscal year and is not currently offering C shares.

Independent registered public accounting firm — PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, CA 90017, serves as the fund’s independent registered public accounting firm, providing audit services, preparation of tax returns and review of certain documents to be filed with the SEC. The financial statements of each fund included in this statement of additional information that are from the fund's annual report have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. The selection of the fund’s independent registered public accounting firm is reviewed and determined annually by the board of trustees.

Independent legal counsel — Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110-1726, serves as independent legal counsel (“counsel”) for the fund and for independent trustees in their capacities as such. A determination with respect to the independence of the fund’s counsel will be made at least annually by the independent trustees of the fund, as prescribed by applicable 1940 Act rules.

Prospectuses, reports to shareholders and proxy statements — The fund’s fiscal year ends on July 31. Shareholders are provided updated summary prospectuses annually and at least semi-annually with reports showing the fund’s investment portfolio or summary investment portfolio, financial statements and other information. Shareholders may request a copy of the fund’s current prospectus at no cost by calling (800) 421-4225 or by sending an email request to prospectus@americanfunds.com. Shareholders may also access the fund’s current summary prospectus, prospectus, statement of additional information and shareholder reports at capitalgroup.com/prospectus. The annual financial statements for each fund are audited by the fund’s independent registered public accounting firm,

Tax-exempt income funds — Page 99

PricewaterhouseCoopers LLP. In addition, shareholders may also receive proxy statements for the fund. In an effort to reduce the volume of mail shareholders receive from the fund when a household owns more than one account, the Transfer Agent has taken steps to eliminate duplicate mailings of summary prospectuses, shareholder reports and proxy statements. To receive additional copies of a summary prospectus, report or proxy statement, shareholders should contact the Transfer Agent.

Shareholders may also elect to receive updated summary prospectuses, annual reports and semi-annual reports electronically by signing up for electronic delivery on our website, capitalgroup.com. Shareholders who elect to receive documents electronically will receive such documents in electronic form and will not receive documents in paper form by mail. A shareholder who elects electronic delivery is able to cancel this service at any time and return to receiving updated summary prospectuses and other reports in paper form by mail.

Summary prospectuses, prospectuses, annual reports and semi-annual reports that are mailed to shareholders by the Capital Group organization are printed with ink containing soy and/or vegetable oil on paper containing recycled fibers.

Codes of ethics — The fund and Capital Research and Management Company and its affiliated companies, including the fund’s Principal Underwriter, have adopted codes of ethics that allow for personal investments, including securities in which the fund may invest from time to time. These codes include a ban on acquisitions of securities pursuant to an initial public offering; restrictions on acquisitions of private placement securities; preclearance and reporting requirements; review of duplicate confirmation statements; annual recertification of compliance with codes of ethics; blackout periods on personal investing for certain investment personnel; ban on short-term trading profits for investment personnel; limitations on service as a director of publicly traded companies; disclosure of personal securities transactions; and policies regarding political contributions.

Credit facility — American High-Income Municipal Bond Fund, together with other U.S. registered investment funds managed by Capital Research and Management Company, has entered into a committed line of credit facility pursuant to which the funds may borrow up to $1.5 billion as a source of temporary liquidity on a first-come, first-served basis. Under the credit facility, loans are generally unsecured; however, a borrowing fund must collateralize any borrowings under the facility on an equivalent basis if it has certain other collateralized borrowings.

Tax-exempt income funds — Page 100

American Funds Short-Term Tax-Exempt Bond Fund

Determination of net asset value, redemption price and maximum offering price per share for Class A shares — July 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$10.33
Maximum offering price per share (100/97.50 of net asset value per share, which takes into account the fund’s current maximum sales charge)	$10.59

Limited Term Tax-Exempt Bond Fund of America

Determination of net asset value, redemption price and maximum offering price per share for Class A shares — July 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$16.22
Maximum offering price per share (100/97.50 of net asset value per share, which takes into account the fund’s current maximum sales charge)	$16.64

The Tax-Exempt Bond Fund of America

Determination of net asset value, redemption price and maximum offering price per share for Class A shares — July 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$13.78
Maximum offering price per share (100/96.25 of net asset value per share, which takes into account the fund’s current maximum sales charge)	$14.32

American High-Income Municipal Bond Fund

Determination of net asset value, redemption price and maximum offering price per share for Class A shares — July 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$17.20
Maximum offering price per share (100/96.25 of net asset value per share, which takes into account the fund’s current maximum sales charge)	$17.87

Tax-exempt income funds — Page 101

The Tax-Exempt Fund of California

Determination of net asset value, redemption price and maximum offering price per share for Class A shares — July 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$18.54
Maximum offering price per share (100/96.25 of net asset value per share, which takes into account the fund’s current maximum sales charge)	$19.26

American Funds Tax-Exempt Fund of New York

Determination of net asset value, redemption price and maximum offering price per share for Class A shares — July 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$11.45
Maximum offering price per share (100/96.25 of net asset value per share, which takes into account the fund’s current maximum sales charge)	$11.90

Other information — The fund reserves the right to modify the privileges described in this statement of additional information at any time.

The fund’s financial statements, including the investment portfolio and the reports of the fund’s independent registered public accounting firms contained in the annual reports, are included in this statement of additional information.

Tax-exempt income funds — Page 102

Fund numbers — Here are the fund numbers for use when making share transactions:

	Fund numbers
Fund	Class A	Class C	Class T	Class F-1	Class F-2	Class F-3
Stock and stock/fixed income funds
AMCAP Fund®	002	302	43002	402	602	702
American Balanced Fund®	011	311	43011	411	611	711
American Funds Developing World Growth and Income FundSM	30100	33100	43100	34100	36100	37100
American Funds Global Balanced FundSM	037	337	43037	437	637	737
American Funds Global Insight FundSM	30122	33122	43122	34122	36122	37122
American Funds International Vantage FundSM	30123	33123	43123	34123	36123	37123
American Mutual Fund®	003	303	43003	403	603	703
Capital Income Builder®	012	312	43012	412	612	712
Capital World Growth and Income Fund®	033	333	43033	433	633	733
EuroPacific Growth Fund®	016	316	43016	416	616	716
Fundamental Investors®	010	310	43010	410	610	710
The Growth Fund of America®	005	305	43005	405	605	705
The Income Fund of America®	006	306	43006	406	606	706
International Growth and Income FundSM	034	334	43034	434	634	734
The Investment Company of America®	004	304	43004	404	604	704
The New Economy Fund®	014	314	43014	414	614	714
New Perspective Fund®	007	307	43007	407	607	707
New World Fund®	036	336	43036	436	636	736
SMALLCAP World Fund®	035	335	43035	435	635	735
Washington Mutual Investors FundSM	001	301	43001	401	601	701
Fixed income funds
American Funds Emerging Markets Bond Fund ®	30114	33114	43114	34114	36114	37114
American Funds Corporate Bond Fund ®	032	332	43032	432	632	732
American Funds Inflation Linked Bond Fund®	060	360	43060	460	660	760
American Funds Mortgage Fund®	042	342	43042	442	642	742
American Funds Multi-Sector Income FundSM	30126	33126	43126	34126	36126	37126
American Funds Short-Term Tax-Exempt Bond Fund®	039	N/A	43039	439	639	739
American Funds Strategic Bond FundSM	30112	33112	43112	34112	36112	37112
American Funds Tax-Exempt Fund of New York®	041	341	43041	441	641	741
American High-Income Municipal Bond Fund®	040	340	43040	440	640	740
American High-Income Trust®	021	321	43021	421	621	721
The Bond Fund of America®	008	308	43008	408	608	708
Capital World Bond Fund®	031	331	43031	431	631	731
Intermediate Bond Fund of America®	023	323	43023	423	623	723
Limited Term Tax-Exempt Bond Fund of America®	043	343	43043	443	643	743
Short-Term Bond Fund of America®	048	348	43048	448	648	748
The Tax-Exempt Bond Fund of America®	019	319	43019	419	619	719
The Tax-Exempt Fund of California®	020	320	43020	420	620	720
U.S. Government Securities Fund®	022	322	43022	422	622	722
Money market fund
American Funds U.S. Government Money Market FundSM	059	359	43059	459	659	759

Tax-exempt income funds — Page 103

	Fund numbers
Fund	Class 529-A	Class 529-C	Class 529-E	Class 529-T	Class 529-F-1	Class 529-F-2	Class 529-F-3	Class ABLE-A	Class ABLE-F-2
Stock and stock/fixed income funds
AMCAP Fund	1002	1302	1502	46002	1402	1602	1702	N/A	N/A
American Balanced Fund	1011	1311	1511	46011	1411	1611	1711	N/A	N/A
American Funds Developing World Growth and Income Fund	10100	13100	15100	46100	14100	16100	17100	N/A	N/A
American Funds Global Balanced Fund	1037	1337	1537	46037	1437	1637	1737	N/A	N/A
American Funds Global Insight Fund	10122	13122	15122	46122	14122	16122	17122	N/A	N/A
American Funds International Vantage Fund	10123	13123	15123	46123	14123	16123	17123	N/A	N/A
American Mutual Fund	1003	1303	1503	46003	1403	1603	1703	N/A	N/A
Capital Income Builder	1012	1312	1512	46012	1412	1612	1712	N/A	N/A
Capital World Growth and Income Fund	1033	1333	1533	46033	1433	1633	1733	N/A	N/A
EuroPacific Growth Fund	1016	1316	1516	46016	1416	1616	1716	N/A	N/A
Fundamental Investors	1010	1310	1510	46010	1410	1610	1710	N/A	N/A
The Growth Fund of America	1005	1305	1505	46005	1405	1605	1705	N/A	N/A
The Income Fund of America	1006	1306	1506	46006	1406	1606	1706	N/A	N/A
International Growth and Income Fund	1034	1334	1534	46034	1434	1634	1734	N/A	N/A
The Investment Company of America	1004	1304	1504	46004	1404	1604	1704	N/A	N/A
The New Economy Fund	1014	1314	1514	46014	1414	1614	1714	N/A	N/A
New Perspective Fund	1007	1307	1507	46007	1407	1607	1707	N/A	N/A
New World Fund	1036	1336	1536	46036	1436	1636	1736	N/A	N/A
SMALLCAP World Fund	1035	1335	1535	46035	1435	1635	1735	N/A	N/A
Washington Mutual Investors Fund	1001	1301	1501	46001	1401	1601	1701	N/A	N/A
Fixed income funds
American Funds Emerging Markets Bond Fund	10114	13114	15114	46114	14114	16114	17114	N/A	N/A
American Funds Corporate Bond Fund	1032	1332	1532	46032	1432	1632	1732	N/A	N/A
American Funds Inflation Linked Bond Fund	1060	1360	1560	46060	1460	1660	1760	N/A	N/A
American Funds Mortgage Fund	1042	1342	1542	46042	1442	1642	1742	N/A	N/A
American Funds Multi-Sector Income Fund	10126	13126	15126	46126	14126	16126	17126	N/A	N/A
American Funds Strategic Bond Fund	10112	13112	15112	46112	14112	16112	17112	N/A	N/A
American High-Income Trust	1021	1321	1521	46021	1421	1621	1721	N/A	N/A
The Bond Fund of America	1008	1308	1508	46008	1408	1608	1708	N/A	N/A
Capital World Bond Fund	1031	1331	1531	46031	1431	1631	1731	N/A	N/A
Intermediate Bond Fund of America	1023	1323	1523	46023	1423	1623	1723	N/A	N/A
Short-Term Bond Fund of America	1048	1348	1548	46048	1448	1648	1748	N/A	N/A
U.S. Government Securities Fund	1022	1322	1522	46022	1422	1622	1722	N/A	N/A
Money market fund
American Funds U.S. Government Money Market Fund	1059	1359	1559	46059	1459	1659	1759	48059	60059

Tax-exempt income funds — Page 104

	Fund numbers
Fund	Class R-1	Class R-2	Class R-2E	Class R-3	Class R-4	Class R-5E	Class R-5	Class R-6
Stock and stock/fixed income funds
AMCAP Fund	2102	2202	4102	2302	2402	2702	2502	2602
American Balanced Fund	2111	2211	4111	2311	2411	2711	2511	2611
American Funds Developing World Growth and Income Fund	21100	22100	41100	23100	24100	27100	25100	26100
American Funds Global Balanced Fund	2137	2237	4137	2337	2437	2737	2537	2637
American Funds Global Insight Fund	21122	22122	41122	23122	24122	27122	25122	26122
American Funds International Vantage Fund	21123	22123	41123	23123	24123	27123	25123	26123
American Mutual Fund	2103	2203	4103	2303	2403	2703	2503	2603
Capital Income Builder	2112	2212	4112	2312	2412	2712	2512	2612
Capital World Growth and Income Fund	2133	2233	4133	2333	2433	2733	2533	2633
EuroPacific Growth Fund	2116	2216	4116	2316	2416	2716	2516	2616
Fundamental Investors	2110	2210	4110	2310	2410	2710	2510	2610
The Growth Fund of America	2105	2205	4105	2305	2405	2705	2505	2605
The Income Fund of America	2106	2206	4106	2306	2406	2706	2506	2606
International Growth and Income Fund	2134	2234	41034	2334	2434	27034	2534	2634
The Investment Company of America	2104	2204	4104	2304	2404	2704	2504	2604
The New Economy Fund	2114	2214	4114	2314	2414	2714	2514	2614
New Perspective Fund	2107	2207	4107	2307	2407	2707	2507	2607
New World Fund	2136	2236	4136	2336	2436	2736	2536	2636
SMALLCAP World Fund	2135	2235	4135	2335	2435	2735	2535	2635
Washington Mutual Investors Fund	2101	2201	4101	2301	2401	2701	2501	2601
Fixed income funds
American Funds Emerging Markets Bond Fund	21114	22114	41114	23114	24114	27114	25114	26114
American Funds Corporate Bond Fund	2132	2232	4132	2332	2432	2732	2532	2632
American Funds Inflation Linked Bond Fund	2160	2260	4160	2360	2460	2760	2560	2660
American Funds Mortgage Fund	2142	2242	4142	2342	2442	2742	2542	2642
American Funds Multi-Sector Income Fund	21126	22126	41126	23126	24126	27126	25126	26126
American Funds Strategic Bond Fund	21112	22112	41112	23112	24112	27112	25112	26112
American High-Income Trust	2121	2221	4121	2321	2421	2721	2521	2621
The Bond Fund of America	2108	2208	4108	2308	2408	2708	2508	2608
Capital World Bond Fund	2131	2231	4131	2331	2431	2731	2531	2631
Intermediate Bond Fund of America	2123	2223	4123	2323	2423	2723	2523	2623
Short-Term Bond Fund of America	2148	2248	4148	2348	2448	2748	2548	2648
U.S. Government Securities Fund	2122	2222	4122	2322	2422	2722	2522	2622
Money market fund
American Funds U.S. Government Money Market Fund	2159	2259	4159	2359	2459	2759	2559	2659

Tax-exempt income funds — Page 105

	Fund numbers
Fund	Class A	Class C	Class T	Class F-1	Class F-2	Class F-3
American Funds Target Date Retirement Series®
American Funds 2065 Target Date Retirement FundSM	30185	33185	43185	34185	36185	37185
American Funds 2060 Target Date Retirement Fund®	083	383	43083	483	683	783
American Funds 2055 Target Date Retirement Fund®	082	382	43082	482	682	782
American Funds 2050 Target Date Retirement Fund®	069	369	43069	469	669	769
American Funds 2045 Target Date Retirement Fund®	068	368	43068	468	668	768
American Funds 2040 Target Date Retirement Fund®	067	367	43067	467	667	767
American Funds 2035 Target Date Retirement Fund®	066	366	43066	466	36066	766
American Funds 2030 Target Date Retirement Fund®	065	365	43065	465	665	765
American Funds 2025 Target Date Retirement Fund®	064	364	43064	464	664	764
American Funds 2020 Target Date Retirement Fund®	063	363	43063	463	663	763
American Funds 2015 Target Date Retirement Fund®	062	362	43062	462	662	762
American Funds 2010 Target Date Retirement Fund®	061	361	43061	461	661	761

	Fund numbers
Fund	Class R-1	Class R-2	Class R-2E	Class R-3	Class R-4	Class R-5E	Class R-5	Class R-6
American Funds Target Date Retirement Series®
American Funds 2065 Target Date Retirement FundSM	21185	22185	41185	23185	24185	27185	25185	26185
American Funds 2060 Target Date Retirement Fund®	2183	2283	4183	2383	2483	2783	2583	2683
American Funds 2055 Target Date Retirement Fund®	2182	2282	4182	2382	2482	2782	2582	2682
American Funds 2050 Target Date Retirement Fund®	2169	2269	4169	2369	2469	2769	2569	2669
American Funds 2045 Target Date Retirement Fund®	2168	2268	4168	2368	2468	2768	2568	2668
American Funds 2040 Target Date Retirement Fund®	2167	2267	4167	2367	2467	2767	2567	2667
American Funds 2035 Target Date Retirement Fund®	2166	2266	4166	2366	2466	2766	2566	2666
American Funds 2030 Target Date Retirement Fund®	2165	2265	4165	2365	2465	2765	2565	2665
American Funds 2025 Target Date Retirement Fund®	2164	2264	4164	2364	2464	2764	2564	2664
American Funds 2020 Target Date Retirement Fund®	2163	2263	4163	2363	2463	2763	2563	2663
American Funds 2015 Target Date Retirement Fund®	2162	2262	4162	2362	2462	2762	2562	2662
American Funds 2010 Target Date Retirement Fund®	2161	2261	4161	2361	2461	2761	2561	2661

Tax-exempt income funds — Page 106

	Fund numbers
Fund	Class 529-A	Class 529-C	Class 529-E	Class 529-T	Class 529-F-1	Class 529-F-2	Class 529-F-3
American Funds College Target Date Series®
American Funds College 2039 FundSM	10136	13136	15136	46136	14136	16136	17136
American Funds College 2036 FundSM	10125	13125	15125	46125	14125	16125	17125
American Funds College 2033 Fund®	10103	13103	15103	46103	14103	16103	17103
American Funds College 2030 Fund®	1094	1394	1594	46094	1494	1694	1794
American Funds College 2027 Fund®	1093	1393	1593	46093	1493	1693	1793
American Funds College 2024 Fund®	1092	1392	1592	46092	1492	1692	1792
American Funds College Enrollment Fund®	1088	1388	1588	46088	1488	1688	1788

Tax-exempt income funds — Page 107

	Fund numbers
Fund	Class A	Class C	Class T	Class F-1	Class F-2	Class F-3
American Funds Portfolio SeriesSM
American Funds Global Growth PortfolioSM	055	355	43055	455	655	755
American Funds Growth PortfolioSM	053	353	43053	453	653	753
American Funds Growth and Income PortfolioSM	051	351	43051	451	651	751
American Funds Moderate Growth and Income PortfolioSM	050	350	43050	450	650	750
American Funds Conservative Growth and Income PortfolioSM	047	347	43047	447	647	747
American Funds Tax-Aware Conservative Growth and Income PortfolioSM	046	346	43046	446	646	746
American Funds Preservation PortfolioSM	045	345	43045	445	645	745
American Funds Tax-Exempt Preservation PortfolioSM	044	344	43044	444	644	744

	Fund numbers
Fund	Class 529-A	Class 529-C	Class 529-E	Class 529-T	Class 529-F-1	Class 529-F-2	Class 529-F-3	Class ABLE-A	Class ABLE-F-2
American Funds Global Growth Portfolio	1055	1355	1555	46055	1455	1655	1755	48055	60055
American Funds Growth Portfolio	1053	1353	1553	46053	1453	1653	1753	48053	60053
American Funds Growth and Income Portfolio	1051	1351	1551	46051	1451	1651	1751	48051	60051
American Funds Moderate Growth and Income Portfolio	1050	1350	1550	46050	1450	1650	1750	48050	60050
American Funds Conservative Growth and Income Portfolio	1047	1347	1547	46047	1447	1647	1747	48047	60047
American Funds Tax-Aware Conservative Growth and Income Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
American Funds Preservation Portfolio	1045	1345	1545	46045	1445	1645	1745	48045	60045
American Funds Tax-Exempt Preservation Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Fund numbers
Fund	Class R-1	Class R-2	Class R-2E	Class R-3	Class R-4	Class R-5E	Class R-5	Class R-6
American Funds Global Growth Portfolio	2155	2255	4155	2355	2455	2755	2555	2655
American Funds Growth Portfolio	2153	2253	4153	2353	2453	2753	2553	2653
American Funds Growth and Income Portfolio	2151	2251	4151	2351	2451	2751	2551	2651
American Funds Moderate Growth and Income Portfolio	2150	2250	4150	2350	2450	2750	2550	2650
American Funds Conservative Growth and Income Portfolio	2147	2247	4147	2347	2447	2747	2547	2647
American Funds Tax-Aware Conservative Growth and Income Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
American Funds Preservation Portfolio	2145	2245	4145	2345	2445	2745	2545	2645
American Funds Tax-Exempt Preservation Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Tax-exempt income funds — Page 108

	Fund numbers
Fund	Class A	Class C	Class T	Class F-1	Class F-2	Class F-3
American Funds Retirement Income Portfolio SeriesSM
American Funds Retirement Income Portfolio – ConservativeSM	30109	33109	43109	34109	36109	37109
American Funds Retirement Income Portfolio – ModerateSM	30110	33110	43110	34110	36110	37110
American Funds Retirement Income Portfolio – EnhancedSM	30111	33111	43111	34111	36111	37111

	Fund numbers
Fund	Class R-1	Class R-2	Class R-2E	Class R-3	Class R-4	Class R-5E	Class R-5	Class R-6
American Funds Retirement Income Portfolio – Conservative	21109	22109	41109	23109	24109	27109	25109	26109
American Funds Retirement Income Portfolio – Moderate	21110	22110	41110	23110	24110	27110	25110	26110
American Funds Retirement Income Portfolio – Enhanced	21111	22111	41111	23111	24111	27111	25111	26111

Tax-exempt income funds — Page 109

Appendix

The following descriptions of debt security ratings are based on information provided by Moody’s Investors Service and Standard & Poor’s Ratings Services.

Description of bond ratings

Moody’s

Municipal long-term rating definitions

Aaa

Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa

Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A

Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa

Obligations rated Baa are judged to be medium grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba

Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B

Obligations rated B are considered speculative and are subject to high credit risk.

Caa

Obligations rated Caa are judged to be speculative and of poor standing and are subject to very high credit risk.

Ca

Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C

Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies and securities firms.

Tax-exempt income funds — Page 110

Standard & Poor’s
Long-term issue credit ratings

AAA
An obligation rated AAA has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA
An obligation rated AA differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A
An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB
An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB
An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B
An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC
An obligation rated CCC is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC
An obligation rated CC is currently highly vulnerable to nonpayment. The CC rating is used when a default has not occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

Tax-exempt income funds — Page 111

C
An obligation rated C is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D
An obligation rated D is in default or in breach of an imputed promise. For non-hybrid capital instruments, the D rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The D rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to D if it is subject to a distressed exchange offer.

Plus (+) or minus (–)

The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

NR

This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Tax-exempt income funds — Page 112

Fitch Ratings, Inc.
Long-term credit ratings

AAA
Highest credit quality. AAA ratings denote the lowest expectation of default risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA
Very high credit quality. AA ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A
High credit quality. A ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB
Good credit quality. BBB ratings indicate that expectations of default risk are low. The capacity for payment of financial commitments is considered adequate but adverse changes in circumstances and economic conditions are more likely to impair this capacity.

BB
Speculative. BB ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B
Highly speculative. B ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC
Substantial credit risk. Default is a real possibility.

CC
Very high levels of credit risk. Default of some kind appears probable.

C
Exceptionally high levels of credit risk. Default is imminent or inevitable, or the issuer is in standstill. Conditions that are indicative of a C category rating for an issuer include:

· The issuer has entered into a grace or cure period following nonpayment of a material financial obligation;

· The issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

· Fitch Ratings otherwise believes a condition of RD or D to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

Tax-exempt income funds — Page 113

RD
Restricted default. RD ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding up procedure, and which has not otherwise ceased operating. This would include:

· The selective payment default on a specific class or currency of debt;

· The uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

· The extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

· Execution of a distressed debt exchange on one or more material financial obligations.

D
Default. D ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, nonpayment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

Imminent default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “–” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the AAA long-term rating category, or to categories below B.

Tax-exempt income funds — Page 114

Description of note ratings

Moody’s

Municipal short-term debt ratings

MIG 1

This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2

This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3

This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG

This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Tax-exempt income funds — Page 115

Standard & Poor’s

Short-term issue credit ratings

SP-1

Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2

Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3

Speculative capacity to pay principal and interest.

Tax-exempt income funds — Page 116

Description of commercial paper ratings

Moody’s

Global short-term rating scale

P-1

Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2

Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3

Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP

Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Standard & Poor’s

Commercial paper ratings (highest three ratings)

A-1

A short-term obligation rated A-1 is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2

A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3

A short-term obligation rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Tax-exempt income funds — Page 117

American Funds Short-Term Tax-Exempt Bond Fund

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated“ category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 82.84%	Principal amount (000)	Value (000)
Alabama 0.96%
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2049 (put 2025)	$3,815	$4,355
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	2,420	2,820
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	5,500	5,667
Housing Fin. Auth., Multi Family Housing Rev. Bonds (Capstone at Kinsey Cove Project), Series 2020-A, 0.35% 2023 (put 2023)	1,680	1,685
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,000	1,054
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2023	1,500	1,653
		17,234

Alaska 0.34%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044	2,060	2,282
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	495	525
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2032 (preref. 2023)	1,120	1,248
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2033 (preref. 2023)	540	601
International Airport System, Rev. Ref. Bonds, Series 2016-C, AMT, 5.00% 2021	1,380	1,391
		6,047

Arizona 1.75%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2026	5,240	6,278
County of Coconino, Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-A, AMT, 1.875% 2032 (put 2023)	700	717
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2022	490	508
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 4.00% 2023	130	139
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 5.00% 2025	145	170
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,875	2,052
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,450	1,552
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,125	1,218
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	1,445	1,646
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	825	948
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,675	1,977
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,500	1,786
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2024 (preref. 2023)[1]	250	271
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2025 (preref. 2023)[1]	200	217
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-B, 5.00% 2048 (put 2022)	5,000	5,286

12	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
County of Maricopa, Pollution Control Rev. Ref. Bonds (El Paso Electric Co. Palo Verde Project), Series 2003-A, 1.05% 2038 (put 2022)	$2,680	$2,700
McAllister Academic Village LLC, Rev. Ref. Bonds (Arizona State University Hassayampa Academic Village Project), Series 2016, 5.00% 2022	400	418
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2025	2,025	2,384
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	140	160
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	830	944
Rev. Ref. Certs. of Part., Series 2019-A, 5.00% 2021	100	101
		31,472

California 6.02%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2030 (preref. 2023)	2,100	2,273
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2043 (preref. 2023)	2,005	2,171
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-A-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2045 (put 2023)[2]	1,250	1,259
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2047 (put 2023)[2]	500	504
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-G, 2.00% 2053 (put 2024)	2,200	2,280
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2056 (put 2026)[2]	665	666
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2012-F-1, 5.00% 2027 (preref. 2022)	1,000	1,033
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2014-S-6, 5.00% 2054 (preref. 2024)	1,540	1,775
City of Brea, Successor Agcy. to the Redev. Agcy. (Redev. Project AB), Tax Allocation Bonds, Capital Appreciation Bonds, Series 2011-A, 0% 2026 (preref. 2021)	1,065	745
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	845	848
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-3, 4.00% 2051 (put 2023)	1,500	1,599
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2023	205	213
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2024	195	206
County of Contra Costa, Water Rev. Ref. Notes, Series 2019-F, 2.00% 2021	165	165
East Side Union High School Dist., G.O. Bonds, 2008 Election, Series 2012-D, 5.00% 2037 (preref. 2022)	4,140	4,344
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024	400	434
Educational Facs. Auth., Rev. Bonds (University of Southern California), Series 2009-C, 5.25% 2024 (escrowed to maturity)	165	192
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2022	110	115
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	160	172
Fresno Unified School Dist., G.O. Bonds, 2010 Election, Series 2013-C, 5.50% 2046	5,000	5,542
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023	260	270
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024	120	127
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023	3,160	3,472
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	1,100	1,167
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	3,810	4,223
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2023	550	575
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2024	405	441
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2025	690	779
Hillsborough City School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2011-C, 0% 2043 (preref. 2027)	1,000	211
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.72% 2050 (put 2026)[2]	845	856
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2022	765	803
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2027	2,000	2,486
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 4.00% 2022	170	172
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	180	180
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2023	235	256

American Funds Tax-Exempt Funds	13

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	$1,055	$1,199
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	3,000	3,284
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2021)	3,910	3,954
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,300	1,362
Port of Oakland, Intermediate Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2022	1,000	1,035
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2022	2,000	2,121
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2025	1,640	1,916
Port of Oakland, Rev. Ref. Bonds, Series 2012-P, AMT, 5.00% 2026 (preref. 2022)	725	751
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	115	149
Paramount Unified School Dist., G.O. Bonds, 2006 Election, Series 2011, Assured Guaranty Municipal insured, 5.00% 2046 (preref. 2021)	8,000	8,000
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2022	135	141
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2023	155	167
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2026	600	731
Public Works Board, Lease Rev. Ref. Bonds (Dept. of State Hospitals), Series 2016-E, 5.00% 2025	1,250	1,361
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2025	1,465	1,685
Sacramento Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2024	1,300	1,475
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-C, AMT, 5.00% 2024	1,000	1,135
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	4,185	4,424
County of San Diego, Water Auth., Water Rev. Ref. Bonds, Series 2013-A, 5.00% 2034 (preref. 2022)	1,000	1,062
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2018 Election, Series 2016-D-2, 5.00% 2022	2,305	2,409
City and County of San Francisco, Airport Commission, San Francisco International Airport, Special Facs. Lease Rev. Bonds (SFO Fuel Company LLC), Series 2019-A, AMT, 5.00% 2026	1,500	1,784
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023	1,170	1,271
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2024	2,475	2,809
Cities of San Mateo and Foster City, Public Fin. Auth., Wastewater Rev. Notes, Series 2021-B, 5.00% 2025	3,125	3,717
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2022	1,000	1,045
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2023	1,400	1,531
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023	165	180
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	235	268
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2025	115	136
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023	1,180	1,290
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)	685	686
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	295	295
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	330	348
Statewide Communities Dev. Auth., Rev. Bonds (Hebrew Home for Aged Disabled), Series 2016, 3.50% 2021	105	105
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-B-1, 0.45% 2030	5	5
Regents of the University of California, General Rev. Bonds, Series 2021-BH, 5.00% 2026	115	141
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	255	301
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2013-A, BAM insured, 5.00% 2042	1,500	1,648
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045	730	777
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	2,670	2,951
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	4,975	5,450
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2015-CM, AMT, 2.45% 2031	485	493
		108,146

Colorado 1.57%
Certs. of Part., Series 2021-A, 5.00% 2025	2,060	2,474
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-B, 5.00% 2021	175	177
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-A, 5.00% 2023	775	861

14	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2027	$1,500	$1,892
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	605	606
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-C, 5.00% 2036 (put 2023)	2,000	2,223
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 5.00% 2025	4,475	5,188
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-C, Class I, 4.00% 2048	1,100	1,197
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-B-1, Class I, 4.00% 2048	955	1,043
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	715	791
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-C, Class I, 4.25% 2049	5,165	5,725
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-E, Class I, 4.25% 2049	1,490	1,657
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-E, 3.00% 2051	2,490	2,741
Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2019-C, 2.00% 2054 (put 2024)	755	795
Weld County School Dist. RE-5J, G.O. Bonds, Series 2021, 5.00% 2022	750	799
		28,169

Connecticut 1.64%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)	340	340
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2022	750	784
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 1999-U-1, 2.00% 2033 (put 2022)	1,000	1,010
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.025% 2037 (put 2024)	1,200	1,201
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	4,790	4,860
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2010-A-3, 0.25% 2049 (put 2024)	2,280	2,280
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-2, AMT, 4.00% 2041	2,405	2,611
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044	235	245
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	485	511
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.50% 2046	550	582
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	1,090	1,179
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	405	439
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-1, 3.00% 2049	1,650	1,820
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2012-F-2, AMT, 2.75% 2035	110	111
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	985	1,025
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2014-D-1, 4.00% 2044	385	394
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-C-1, 3.50% 2045	685	719
Special Tax Obligation Bonds (Transportation Infrastructure Purposes), Series 2018-B, 5.00% 2022	2,000	2,115
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2015-A, 0.375% 2035 (put 2024)	7,275	7,305
		29,531

Delaware 0.06%
G.O. Bonds, Series 2014-B, 4.00% 2024	1,000	1,113

District of Columbia 1.30%
G.O. Bonds, Series 2015-A, 5.00% 2032	3,500	4,105
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (The Strand Residences), Series 2019, 1.45% 2039 (put 2022)	2,000	2,024
Income Tax Secured Rev. Bonds, Series 2011-A, 5.00% 2022	760	772
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2024	1,500	1,698
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2026	1,115	1,355
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2026	1,000	1,222
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2021	1,155	1,164
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2022	2,000	2,113
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2022	1,300	1,374
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2022	845	893
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2023	1,000	1,105
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2024	1,000	1,148
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2025	1,000	1,188
Rev. Bonds (Association of American Medical Colleges Issue), Series 2011-B, 5.00% 2024 (preref. 2021)	3,095	3,120
		23,281

American Funds Tax-Exempt Funds	15

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida 3.48%
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 5.00% 2021	$500	$508
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 5.00% 2022	515	547
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 4.00% 2023	450	489
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)	325	325
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2023	1,250	1,379
County of Broward, Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2023	1,100	1,213
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2024	1,300	1,492
County of Broward, Airport System Rev. Bonds, Series 2019-B, AMT, 5.00% 2026	1,000	1,225
County of Broward, Airport System Rev. Ref. Bonds, Series 2015-A, AMT, 5.00% 2021	1,000	1,008
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2024	885	1,009
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	405	421
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2020-C, 5.00% 2022	875	911
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023	145	158
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2023	4,500	4,966
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2024	2,500	2,869
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	1,465	1,578
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050	2,350	2,602
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-2, 3.00% 2051	430	471
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	840	932
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	615	682
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	320	330
Housing Fin. Corp., Multi Family Mortgage Rev. Bonds (Valencia Park Apartments), Series 2021-A, FHA insured, 0.25% 2023 (put 2022)	1,435	1,436
JEA, Electric System Rev. Bonds, Series 2013-B, 5.00% 2021	500	504
JEA, Electric System Rev. Bonds, Series 2013-A-3, 5.00% 2022	420	444
JEA, Electric System Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2021)	4,650	4,687
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2021 (escrowed to maturity)	1,240	1,250
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2023	630	697
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2024	650	749
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2025	1,540	1,840
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 5.00% 2024	2,000	2,299
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2026	1,000	1,139
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Platform 3750), Series 2021, 0.25% 2024 (put 2021)	1,785	1,789
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	1,050	1,051
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2023 (preref. 2022)	1,000	1,045
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2025 (preref. 2022)	40	42
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2011-A, 7.25% 2040 (preref. 2021)	1,025	1,037
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health, Inc.), Series 2012-A, 5.00% 2042 (preref. 2022)	2,000	2,065
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)	2,550	2,553
County of Pinellas, Housing Fin. Auth., Multi Family Housing Rev. Bonds, Series 2019-B, 1.25% 2022	1,000	1,000
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)	2,375	2,621
South Broward Hospital Dist., Hospital Rev. Ref. Bonds (South Broward Hospital Dist. Obligated Group), Series 2016, 4.00% 2026	1,260	1,470
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-A, 5.00% 2027 (preref. 2022)	1,000	1,045
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	4,935	6,041
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024	525	598
		62,517

Georgia 1.75%
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	1,200	1,336
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	700	702
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	1,175	1,208
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	2,385	2,388

16	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
G.O. Bonds, Series 2013-H, 5.00% 2021	$1,000	$1,016
G.O. Bonds, Series 2019-A, 5.00% 2023	5,000	5,473
G.O. Bonds, Series 2020-A, 5.00% 2023	790	868
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2014-A-1, 4.00% 2044	165	172
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2016-A-1, 3.50% 2046	250	264
Housing Auth., Multi Family Housing Rev. Bonds (Dallas Manor Apartments Project), Series 2021, 0.25% 2024 (put 2023)	325	325
Housing Auth., Multi Family Housing Rev. Bonds (Spring Grove Apartments Project), Series 2021, 0.25% 2024 (put 2023)	2,250	2,251
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2022	1,000	1,037
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.897% 2048 (put 2023)[2]	445	449
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2023)	1,000	1,072
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	100	111
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)	2,215	2,569
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2023	145	155
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2024	190	211
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2025	200	232
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2026	280	335
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2027	220	271
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2023	160	170
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2024	170	189
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2025	195	224
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2026	200	237
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2027	200	243
City of Sandy Springs, Public Facs. Auth., Rev. Bonds (Sandy Springs City Center Project), Series 2015, 5.00% 2047 (preref. 2026)	2,000	2,434
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-B, 0.34% 2023 (put 2022)	3,400	3,408
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-A, 0.34% 2023 (put 2022)	2,000	2,005
		31,355

Hawaii 0.11%
G.O. Rev. Ref. Bonds, Series 2011-EA, 5.00% 2021	1,105	1,123
Dept. of Transportation, Airports Division, Lease Rev. Certs. of Part., Series 2013, AMT, 5.00% 2023	690	756
		1,879

Illinois 4.18%
City of Chicago, Sales Tax Rev. Ref. Bonds, Series 2011-A, 5.00% 2041 (preref. 2022)	1,000	1,020
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2022	1,000	1,020
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	2,750	3,034
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2023	1,200	1,274
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 4.00% 2022	2,800	2,934
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,000	1,060
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2021	500	507
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2022	500	532
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2026	1,000	1,144
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2025	1,265	1,504
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-1, 5.00% 2050 (put 2024)	2,585	2,916
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	285	343
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.72% 2042 (put 2026)[2]	225	225
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026	3,485	4,217
Fin. Auth., Rev. Bonds (University of Chicago), Series 2014-A, 5.00% 2021	1,545	1,557
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025	655	780

American Funds Tax-Exempt Funds	17

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2021	$4,195	$4,245
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	3,500	4,257
G.O. Bonds, Series 2021-A, 5.00% 2027	1,145	1,403
G.O. Rev. Ref. Bonds, Series 2012, 5.00% 2021	1,670	1,670
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2021	105	106
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)	1,765	1,767
Housing Dev. Auth., Multi Family Housing Rev. Notes (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.02% 2050 (put 2025)[2]	5,625	5,756
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	395	440
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2002-A, Assured Guaranty Municipal insured, 5.50% 2023	2,105	2,261
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2024	765	798
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2022	1,000	1,041
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-C, 5.00% 2023	500	531
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	2,000	2,039
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.25% 2036 (preref. 2023)	2,500	2,894
City of Springfield, Water Rev. Bonds, Series 2012, 5.00% 2037 (preref. 2022)	1,500	1,543
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-A, 5.00% 2021	1,170	1,189
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-D, 5.00% 2024	1,295	1,442
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025	2,265	2,622
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2027	500	618
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	1,825	1,951
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2024	1,500	1,671
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2018-A, 5.00% 2024	1,080	1,218
County of Will, G.O. Bonds, Series 2016, 5.00% 2045 (preref. 2025)	8,000	9,607
		75,136

Indiana 1.58%
Bond Bank, Special Program Gas Rev. Bonds, Series 2007-A, 5.25% 2021	575	581
Dev. Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 2.95% 2031 (put 2021)	1,000	1,005
Fin. Auth., Environmental Facs. Rev. Ref. Bonds (Indianapolis Power & Light Co. Project), Series 2020-B, AMT, 0.95% 2038 (put 2026)	520	519
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	325	346
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2017-A, 5.00% 2023	1,335	1,480
Fin. Auth., Rev. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2012, 5.00% 2030 (preref. 2022)	1,030	1,060
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2019-E, 5.00% 2022	1,000	1,025
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2022	445	471
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2023	690	763
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2023	220	243
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2025	1,250	1,492
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2025	1,250	1,489
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023	75	82
Franklin Township Multi-School Building Corp., Property Tax First Mortgage Ref. Bonds, Series 2012-B, 5.00% 2029 (preref. 2023)	1,165	1,248
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023	95	103
Housing and Community Dev. Auth., Collateralized Rev. Bonds (RD Moving Forward Justus Project), Series 2021, 0.33% 2024 (put 2023)	1,825	1,828
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2048	1,075	1,193
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-B-1, 3.25% 2049	330	359
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	345	383
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	825	909
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2022	750	780
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2023	65	71
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2024	635	708
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2025	775	864

18	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2016-A-1, AMT, 5.00% 2022	$1,795	$1,830
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2026	2,965	3,412
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2016-A-1, AMT, 5.00% 2028	300	360
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2033	2,000	2,291
City of Rockport, Pollution Control Rev. Ref. Bonds (AEP Generating Company Project), Series 1995-A, 1.35% 2025 (put 2022)	980	992
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2016-A, AMT, 5.00% 2046 (put 2023)	405	436
		28,323

Iowa 0.49%
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	410	459
Fin. Auth., Solid Waste Fac. Rev. Green Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021, AMT, 1.50% 2042 (put 2024)	905	915
Fin. Auth., State Revolving Fund Rev. Bonds, Series 2011, 5.00% 2026 (preref. 2021)	4,960	4,960
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	2,000	2,419
		8,753

Kansas 0.24%
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-4, (1-month USD-LIBOR x 0.70 + 0.50%) 0.57% 2024[2]	4,000	4,036
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)	265	279
		4,315

Kentucky 0.68%
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2011, 5.00% 2042 (preref. 2021)	395	396
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	800	802
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	3,950	3,967
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	1,595	1,600
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2022	1,755	1,853
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	405	426
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	2,385	2,685
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	390	434
		12,163

Louisiana 1.45%
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2023	500	534
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2024	1,000	1,139
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2023	60	64
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2024	70	78
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2025	100	116
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-2, 0.55% 2043 (put 2022)	8,665	8,667
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-A, 0.60% 2043 (put 2023)	2,995	3,000
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-1, 0.60% 2043 (put 2023)	1,165	1,167
Grant Anticipation Rev. Bonds, Series 2021, 5.00% 2023	835	920
Housing Corp., Multi Family Housing Rev. Bonds (Arbours at Lafayette Project), Series 2021, 0.35% 2024 (put 2023)	1,820	1,825

American Funds Tax-Exempt Funds	19

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)	$2,265	$2,267
Housing Corp., Single Family Mortgage Bonds (Home Ownership Program), Series 2020-B, 3.50% 2050	1,170	1,300
Local Government Environmental Facs. and Community Dev. Auth., Rev. Bonds (East Baton Rouge Sewerage Commission Projects), Series 2013-A, 4.00% 2048 (preref. 2023)	1,000	1,059
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Louisiana Community and Technical College System Act 391 Projects), Series 2017, BAM insured, 5.00% 2024	1,000	1,146
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2013-A, 1.65% 2033 (put 2023)	1,835	1,866
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2020-B, 5.00% 2050 (put 2025)	610	714
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	215	233
		26,095

Maine 0.13%
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2022	125	133
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2024	65	74
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2025	75	88
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-E-1, AMT, 3.50% 2035	1,640	1,718
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2014-A-1, AMT, 3.25% 2043	155	160
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2013-B, 4.00% 2043	110	113
		2,286

Maryland 2.05%
County of Baltimore, Metropolitan Dist., G.O. Bonds, Series 2021, 5.00% 2024	560	631
Mayor and City Council of Baltimore, Consolidated Public Improvement G.O. Rev. Bonds, Series 2017-B, 5.00% 2021	1,300	1,313
Community Dev. Administration, Dept. of Housing and Community Dev., Multi Family Housing Dev. Rev. Bonds (Somerset Extension), Series 2019-H, 1.795% 2022	1,340	1,349
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-B, AMT, 3.25% 2044	1,410	1,453
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	3,710	4,184
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	2,445	2,724
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 3.25% 2050	3,000	3,305
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-C, 3.50% 2050	910	998
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-A, 3.75% 2050	935	1,041
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-B, 3.00% 2051	3,290	3,641
G.O. Bonds, State and Local Facs. Loan of 2014, Series 2014-C-2, 5.00% 2022	2,300	2,414
G.O. Bonds, State and Local Facs. Loan of 2014, Series 2014-B-2, 5.00% 2025 (preref. 2022)	1,170	1,227
G.O. Bonds, State and Local Facs. Loan of 2017, Series 2017-A-2, 5.00% 2022	1,000	1,049
Health and Higher Educational Facs. Auth., Rev. Bonds (Peninsula Regional Medical Center Issue), Series 2015, 5.00% 2045 (preref. 2024)	3,000	3,419
County of Howard, Public Improvement Project Bonds, Series 2020-A, 5.00% 2026	1,495	1,841
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	1,120	1,220
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2022	1,140	1,205
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2023	700	774
County of Prince George, G.O. Consolidated Public Improvement Bonds, Series 2011-A, 5.00% 2026 (preref. 2021)	80	81
Dept. of Transportation, Consolidated Transportation Rev. Ref. Bonds, Series 2015, 5.00% 2023	890	957
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 5.00% 2026	1,585	1,939
		36,765

20	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Massachusetts 0.64%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	$430	$430
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 4.00% 2022	500	517
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2024	500	569
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2025	1,000	1,180
Dev. Fin. Agcy., Rev. Bonds (Mass General Brigham Issue), Series 2020-A-2, 5.00% 2023	530	580
Dev. Fin. Agcy., Rev. Bonds (Williams College Issue), Series 2011-N, 0.45% 2041 (put 2025)	355	356
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2022	1,310	1,384
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2023	780	861
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2024	300	345
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2021-B, AMT, 2.00% 2037	205	208
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.30% 2023	125	125
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.40% 2024	160	160
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 167, 4.00% 2043	175	181
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 181, 4.00% 2044	285	302
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 169, 4.00% 2044	135	140
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 4.00% 2045	325	340
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 177, AMT, 4.00% 2039	1,290	1,361
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 188, AMT, 4.00% 2043	435	469
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 171, 4.00% 2044	145	150
Massachusetts Bay Transportation Auth., Sales Tax Bonds, Series 2017, 4.00% 2021	1,305	1,322
Transportation Fund Rev. Bonds (Rail Enhancement Program), Series 2021-B, 5.00% 2026	350	428
		11,408

Michigan 2.30%
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	375	392
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	4,930	5,253
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.15% 2021	285	285
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022	125	125
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2023	2,500	2,728
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2025	1,000	1,173
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	615	640
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2012-C, 5.00% 2026 (preref. 2022)	2,625	2,731
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	4,575	4,588
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025	440	441
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	680	728
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	2,310	2,489
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	1,890	2,070
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	5,510	6,116
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	1,935	2,149
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	660	729
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 4.00% 2024	700	768
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2025	1,800	2,102
County of Monroe, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Project), Series 1992-AA, National insured, 6.95% 2022	1,000	1,072
Strategic Fund, Limited Obligation Rev. Bonds (Consumers Energy Co. Project), Series 2019, AMT, 1.80% 2049 (put 2024)	710	736
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Exempt Facs. Project), Series 1995-CC, 1.45% 2030 (put 2021)	2,700	2,703
Regents of the University of Michigan, General Rev. Bonds, Series 2012-E, (SIFMA Municipal Swap Index + 0.27%) 0.30% 2033 (put 2022)[2]	1,300	1,300
		41,318

American Funds Tax-Exempt Funds	21

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Minnesota 1.44%
County of Dakota, Community Dev. Agcy., Multi Family Housing Rev. Bonds (Ree-Aster House Apartments Project), Series 2020, 0.35% 2024 (put 2023)	$2,885	$2,893
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	1,275	1,276
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2013-A, AMT, 3.00% 2031	120	123
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-A, 4.00% 2038	405	426
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-A, AMT, 4.00% 2041	280	294
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-C, AMT, 4.00% 2045	575	614
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-E, AMT, 3.50% 2046	1,380	1,459
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2016-E, 4.00% 2047	85	91
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	3,040	3,320
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	600	657
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049	3,620	4,046
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	980	1,084
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	1,400	1,536
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	685	754
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	285	315
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)	720	720
City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-C, 4.50% 2038 (put 2021)	4,075	4,125
City of St. Paul, Metropolitan Airports Commission, Airport Rev. Ref. Bonds, Series 2014-B, AMT, 5.00% 2025	1,000	1,111
Regents of the University of Minnesota, G.O. Rev. Ref. Bonds, Series 2017B, 5.00% 2021	1,030	1,047
		25,891

Mississippi 0.13%
G.O. Bonds (Capital Improvement Projects), Series 2011-A, 5.00% 2027 (preref. 2021)	1,750	1,764
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	545	545
		2,309

Missouri 1.01%
Cities of Brentwood and Maplewood, Hanley Road Corridor Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020, 1.00% 2027	320	318
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-B, 4.00% 2051 (put 2026)	6,005	6,998
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	1,220	1,349
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-C, 3.50% 2050	950	1,058
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-B, 3.00% 2052	1,670	1,843
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	500	551
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-B, 4.00% 2040	380	400
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-A, 4.00% 2041	280	293
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-1, AMT, 4.00% 2045	1,735	1,857
Kansas City, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Cathedral Towers), Series 2020, 0.35% 2024 (put 2022)	3,500	3,504
		18,171

Montana 0.51%
Fin. Auth., Rev. Bonds (Billings Clinic Obligated Group), Series 2018-C, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2037 (put 2023)[2]	4,825	4,832
Board of Housing, Single Family Homeownership Bonds, Series 2012-A-2, AMT, 4.00% 2038	365	380
Board of Housing, Single Family Mortgage Bonds, Series 2015-B-2, AMT, 3.50% 2042	295	311
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	1,440	1,597

22	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Montana (continued)
Board of Housing, Single Family Mortgage Bonds, Series 2020-C, 3.00% 2050	$515	$563
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 4.00% 2050	980	1,107
Board of Housing, Single Family Mortgage Bonds, Series 2021-B, 3.00% 2051	385	426
		9,216

Nebraska 0.60%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2022	500	526
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2017-B, AMT, 3.50% 2040	115	123
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-E, 3.00% 2043	30	30
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	245	258
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	725	755
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	245	262
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	1,525	1,673
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	755	826
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019-B, AMT, 4.00% 2049	2,160	2,369
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	2,990	3,307
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-C, 3.00% 2050	630	688
		10,817

Nevada 1.32%
Dept. of Business and Industry, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.25% 2050 (put 2022)[3]	2,250	2,251
County of Clark, Airport System Rev. Notes, Series 2021-B, AMT, 5.00% 2025	1,765	2,078
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2019-A, 5.00% 2023	1,470	1,608
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	610	610
Housing Division, Multi Unit Housing Rev. Bonds (Whittell Pointe Apartments), Series 2020, 0.30% 2023 (put 2022)	1,920	1,922
Las Vegas Valley Water Dist., Limited Tax G.O. Rev. Ref. Bonds, Series 2012-A, 5.00% 2029	4,070	4,231
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2025	1,000	1,040
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2023	400	436
Las Vegas Valley Water Dist., Limited Tax G.O. Water Rev. Ref. Bonds, Series 2020-D, 5.00% 2024	3,100	3,525
City of North Las Vegas, Special Improvement Dist. No. 60 (Aliante), Local Improvement Rev. Ref. Bonds, Series 2016, 2.25% 2021	990	997
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	5	5
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-C, AMT, 0.625% 2036 (put 2022)	1,360	1,363
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-F, AMT, 2.05% 2036 (put 2022)	2,500	2,531
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-E, AMT, 2.05% 2036 (put 2022)	1,000	1,012
		23,609

New Hampshire 0.17%
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2018-A, AMT, (SIFMA Municipal Swap Index + 0.75%) 0.395% 2033 (put 2021)[2]	3,085	3,086

New Jersey 1.90%
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.15% 2023	5,500	5,578
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-E, AMT, 0.85% 2025	1,755	1,754
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.10% 2029 (put 2027)	190	191
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.20% 2034 (put 2023)	4,915	4,978
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2022	1,000	1,042

American Funds Tax-Exempt Funds	23

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2023	$850	$925
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2023	2,425	2,651
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 5.00% 2023	300	332
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2024	330	379
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Pilgrim Baptist Village I & II), Series 2019-E, 1.50% 2022 (put 2021)	1,345	1,346
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Riverside Senior Apartments Project), Series 2019-D, 1.35% 2022 (put 2022)	2,200	2,220
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	4,395	4,948
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	830	941
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-E, 3.50% 2051	1,900	2,119
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2023	4,015	4,364
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	320	387
		34,155

New Mexico 0.64%
Albuquerque Municipal School Dist. No. 12, G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2024	670	766
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-D, 1.10% 2040 (put 2023)	500	507
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	3,985	4,069
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2016-A-2, Class I, AMT, 3.50% 2046	500	535
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2017-B-2, Class I, AMT, 3.75% 2048	560	609
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	610	679
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	130	144
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)	3,650	4,244
		11,553

New York 6.99%
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2023	100	106
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2024	70	77
Dormitory Auth., Rev. Bonds (Columbia University), Series 2012-A, 5.00% 2021	1,555	1,567
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022	1,220	1,252
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2024 (escrowed to maturity)	3,000	3,383
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2025	1,000	1,169
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2026	1,070	1,296
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-C, 5.00% 2024	3,000	3,385
City of Geneva, Dev. Corp., Rev. Ref. Bonds (Hobart and William Smith Colleges Project), Series 2012, 5.00% 2032 (preref. 2022)	310	326
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2018-H, 2.75% 2022	1,400	1,445
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 1.55% 2023	1,465	1,473
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.85% 2024	770	772
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025	2,225	2,229
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-E-2, 0.65% 2056 (put 2025)	1,775	1,780
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	2,000	2,007
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	1,865	1,871
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2013-B, 5.00% 2022	650	690
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2005-B, AMBAC insured, 5.25% 2023	715	797
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2005-B, AMBAC insured, 5.25% 2024	1,255	1,458
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-E, 5.00% 2026 (preref. 2022)	1,000	1,064
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)	1,000	1,064
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2011-A, 5.00% 2041 (preref. 2021)	1,500	1,521
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2044 (put 2022)[2]	4,000	3,983
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2047 (preref. 2022)	2,650	2,818

24	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-F, 5.00% 2022	$1,845	$1,958
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-D, 5.00% 2022	1,020	1,083
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	2,155	2,171
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.833% 2032 (put 2026)[2]	520	530
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2023	1,590	1,759
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2023	675	747
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2024	395	454
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Rochester General Hospital Project), Series 2020-A, 5.00% 2021	550	558
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.30% 2022	270	270
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.40% 2023	265	265
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.55% 2023	195	195
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 52, AMT, 3.50% 2030	860	901
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 191, AMT, 3.50% 2034	635	658
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 178, 3.50% 2043	490	514
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	460	489
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	3,915	4,311
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	305	321
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	1,265	1,347
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	1,480	1,583
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047	970	1,070
New York City G.O. Bonds, Series 1994-A-4, 5.00% 2021	700	700
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2022	1,140	1,206
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2023	1,000	1,085
New York City G.O. Bonds, Series 2013-J, 5.00% 2025	2,325	2,551
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2025	2,000	2,376
New York City G.O. Bonds, Series 2018-A, 5.00% 2026	1,185	1,455
New York City G.O. Bonds, Series 2014-I-1, 5.00% 2026	640	719
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	1,455	1,705
New York City Health and Hospitals Corp., Health System Bonds, Series 2013-A, 5.00% 2023	1,000	1,075
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2024	105	118
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2025	1,390	1,618
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022	390	390
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2016-C-2, 0.23% 2050 (put 2022)	465	465
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	2,035	2,048
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	1,000	1,034
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-G-2-A, 2.00% 2057 (put 2021)	925	929
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	1,750	1,761
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	1,890	1,899
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-C-1, 5.00% 2021	1,140	1,154
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022	80	83
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2012-E-1, 5.00% 2023	1,125	1,153
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023	165	177
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2024	3,725	4,306
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024	3,345	3,867
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2026	460	571
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-I, 5.00% 2027	610	661
Port Auth., Consolidated Bonds, Series 185, AMT, 5.00% 2021	4,000	4,015
Port Auth., Consolidated Bonds, Series 202, AMT, 5.00% 2021	500	505
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2022	525	549
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2023	375	410
Port Auth., Consolidated Bonds, Series 194, 5.00% 2024	1,050	1,211
Port Auth., Consolidated Rev. Ref. Bonds, Series 186, AMT, 5.00% 2021	2,000	2,019
Thruway Auth., General Rev. Bonds, Series 2012-I, 5.00% 2024 (preref. 2022)	900	918

American Funds Tax-Exempt Funds	25

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2024	$1,000	$1,154
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2025	880	1,053
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-C-1, 5.00% 2025	3,000	3,597
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2023	1,000	1,080
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2015-A, 5.00% 2024	2,340	2,639
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2013-D, 5.00% 2024	1,000	1,079
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2025	1,480	1,736
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2025	1,000	1,173
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2027	2,805	3,382
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025	200	223
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (EG Mt. Vernon Preservation, LP Project), Series 2020, 0.30% 2023 (put 2022)	915	916
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe LP Project), Series 2021, 0.28% 2024 (put 2023)	3,815	3,819
City of Yonkers, G.O. Bonds, Series 2011-A, Assured Guaranty Municipal insured, 5.00% 2024 (preref. 2024)	180	181
		125,482

North Carolina 2.32%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	2,735	2,736
Capital Facs. Fin. Agcy., Rev. Bonds (Duke University Project), Series 2014 -C, 5.00% 2042 (preref. 2022)	1,000	1,033
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	200	200
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (Oakley Square Apartments Project), Series 2020-A, 0.30% 2024 (put 2022)	675	675
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	885	885
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-B, 5.00% 2050 (put 2024)	7,855	9,102
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	2,125	2,358
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 37-A, AMT, 3.50% 2039	645	680
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	3,450	3,751
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	3,555	4,006
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	470	524
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)	955	957
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2022	600	622
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2023	1,000	1,084
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2015-B, AMT, 5.00% 2026	1,615	1,895
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2015-B, AMT, 5.00% 2028	1,000	1,163
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.467% 2041 (put 2022)[2]	7,030	7,046
County of Wake, G.O. Public Improvement Bonds, Series 2014, 5.00% 2021	130	130
County of Wake, Limited Obligation Bonds, Series 2021, 5.00% 2023	1,650	1,779
City of Winston-Salem, Water and Sewer System Rev. Ref. Bonds, Series 2020-A, 5.00% 2023	1,000	1,090
		41,716

North Dakota 1.01%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	1,965	1,969
City of Fargo, Health System Rev. Bonds, Series 2011, 6.25% 2031 (preref. 2021)	3,000	3,044
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	1,900	2,046
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2014-A, 4.00% 2034	100	105
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	140	148
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	165	173
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2016-B, AMT, 4.00% 2047	2,045	2,199
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	795	866
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2018-D, 4.25% 2049	4,250	4,699
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	790	879

26	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Dakota (continued)
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, 3.75% 2050	$865	$959
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2020-B, 3.00% 2051	785	860
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	225	248
		18,195

Ohio 3.41%
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2005-A, AMT, 2.10% 2029 (put 2024)	1,000	1,047
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Bonds (Akron General Health System), Series 2012, 5.00% 2031 (preref. 2022)	1,000	1,020
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2025	1,200	1,435
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2026	2,530	3,120
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2007-A-3, 6.25% 2037 (preref. 2022)[1]	1,850	1,945
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2024	1,255	1,406
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2025	1,085	1,263
City of Cleveland, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2025	1,000	1,157
City of Columbus, Limited Tax Bonds, Series 2019-B, 5.00% 2023	1,690	1,829
Dayton Metro Library, Library Improvement Bonds, Series 2013-A, 5.00% 2038 (preref. 2021)	335	340
G.O. Common Schools Bonds, Series 2018-A, 5.00% 2024	545	621
G.O. Common Schools Rev. Ref. Bonds, Series 2012-C, 5.00% 2021	3,350	3,369
G.O. Conservation Projects Bonds, Series 2019-A, 2.00% 2022	160	162
G.O. Higher Education Bonds, Series 2021-A, 5.00% 2025	390	459
G.O. Highway Capital Improvements Bonds (Highway User Receipts), Series 2012-Q, 5.00% 2028 (preref. 2022)	845	876
County of Geauga, Rev. Bonds (South Franklin Circle Project), Series 2012-A, 8.00% 2047 (preref. 2022)[1]	5,940	6,705
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2023	1,205	1,277
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2024	1,565	1,732
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2025	555	638
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2026	2,000	2,378
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2027	4,000	4,906
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)	480	481
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	720	722
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)	1,590	1,591
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (The Arts Apartments Project), Series 2020-A, 0.35% 2023 (put 2022)	2,000	2,007
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-K, 3.50% 2046	665	713
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-D, 4.00% 2047	535	574
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-B, AMT, 4.50% 2047	335	365
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	1,790	1,938
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	1,630	1,823
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	2,325	2,611
Kent State University, General Receipts Rev. Bonds, Series 2016, 4.00% 2022	1,000	1,029
Madison Local School Dist., School Improvement Rev. Ref. Bonds, Series 2014, 5.25% 2037 (preref. 2022)	2,190	2,283
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2022	205	214
Solid Waste Auth., Solid Waste Facs. G.O. Improvement and Rev. Ref. Bonds, Series 2012, 5.00% 2024 (preref. 2022)	1,215	1,264
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025	2,525	2,709
Water Dev. Auth., Drinking Water Assistance Fund Rev. Bonds, Series 2019, 5.00% 2023	1,525	1,662
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023	190	207
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2015-A, 5.00% 2025	1,050	1,263
		61,141

American Funds Tax-Exempt Funds	27

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oklahoma 0.13%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023	$1,190	$1,301
Housing Fin. Agcy., Collateralized Rev. Bonds (Deer Park & Apple Run Apartments), Series 2019, 1.60% 2022	1,095	1,102
		2,403

Oregon 0.92%
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2017-Q, 3.50% 2047	1,420	1,530
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2023	1,000	1,098
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2024	1,000	1,145
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2026	1,140	1,399
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)	1,095	1,098
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	430	431
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	1,470	1,595
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-A, 3.50% 2051	930	1,035
City of Portland, Sewer System Rev. Ref. Bonds, Series 2016-B, 5.00% 2022	1,215	1,267
Port of Portland, Portland International Airport Rev. Bonds, Series 25-B, AMT, 5.00% 2023	1,000	1,089
Port of Portland, Portland International Airport Rev. Bonds, Series 25-B, AMT, 5.00% 2024	1,750	1,983
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-C, 5.00% 2025	800	938
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2030 (preref. 2024)	1,695	1,963
		16,571

Pennsylvania 2.66%
County of Berks, G.O. Bonds, Series 2015, 4.00% 2027 (preref. 2023)	170	185
County of Bucks, Industrial Dev. Auth., Solid Waste Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 2.75% 2022	500	518
Central Dauphin School Dist., G.O. Bonds, Series 2016, 5.00% 2027 (preref. 2026)	995	1,219
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)	185	205
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)	155	172
Delaware River Port Auth., Port Dist. Project Rev. Ref. Bonds, Series 2012, 5.00% 2022	1,000	1,019
Econ. Dev. Fncg. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2008, 0.40% 2023	1,800	1,804
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2022	495	528
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2023	610	664
Econ. Dev. Fncg. Auth., UPMC Rev. Bonds, Series 2017-A, 5.00% 2023	1,000	1,110
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.62% 2049 (put 2024)[2]	2,265	2,280
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	95	113
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2027	525	640
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2011, 6.25% 2043 (preref. 2021)	1,000	1,010
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-A, AMT, 4.75% 2033	1,080	1,184
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-123-A, AMT, 4.00% 2039	660	697
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-118-A, AMT, 3.50% 2040	1,555	1,603
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-117-A, AMT, 3.50% 2040	540	565
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-119, 3.50% 2041	255	266
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 3.50% 2046	350	368
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	2,250	2,417
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	2,135	2,333
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	1,000	1,088
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-132-A, 3.50% 2051	950	1,030
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	2,505	2,507
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)	3,290	3,292

28	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2025	$1,200	$1,419
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2014-B, (1-month USD-LIBOR x 0.67 + 1.07%) 1.134% 2028 (put 2024)[2]	3,000	3,038
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2021	1,000	1,004
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2021	625	627
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2022	500	526
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,000	1,052
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2017-C, Assured Guaranty Municipal insured, 0.67% 2040 (put 2023)[2]	2,770	2,795
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2022	405	431
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2025	500	601
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2042 (preref. 2022)	1,150	1,225
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2026 (preref. 2021)	1,000	1,016
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2026	400	497
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2030 (preref. 2021)	480	488
Turnpike Commission, Turnpike Rev. Bonds (Motor License Fund), Series 2012-A, 5.00% 2025 (preref. 2021)	1,165	1,184
Turnpike Commission, Turnpike Rev. Bonds (Motor License Fund), Series 2012-A, 5.00% 2027 (preref. 2021)	2,380	2,419
Turnpike Commission, Turnpike Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2024	485	562
		47,701

Rhode Island 0.55%
Clean Water Fin. Agcy., Water Pollution Control Revolving Fund Rev. Bonds (Pooled Loan Issue), Series 2012-A, 5.00% 2032 (preref. 2022)	1,510	1,596
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	835	861
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 68-C, AMT, 3.50% 2039	730	765
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 69-B, 4.00% 2048	815	899
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	580	581
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2021	710	721
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2022	1,300	1,380
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2023	650	719
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2024	2,100	2,406
		9,928

South Carolina 1.37%
County of Charleston, G.O. Capital Improvement Transportation Sales Tax Bonds, Series 2011, 5.00% 2024 (preref. 2021)	585	592
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)	1,120	1,121
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 4.00% 2024	500	548
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 4.00% 2025	525	593
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2013, 5.00% 2043 (preref. 2023)	3,000	3,221
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-A, 4.00% 2047	1,585	1,699
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	195	211
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	1,200	1,332
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	1,655	1,876
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-B, 3.25% 2052	1,980	2,187
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	65	71
Jobs-Econ. Dev. Auth., Hospital Rev. Ref. Bonds (Palmetto Health), Series 2011-A, Assured Guaranty Municipal insured, 6.25% 2034 (preref. 2021)	1,000	1,000
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	1,380	1,497
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-C, 5.00% 2021	1,500	1,524
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2024	700	808
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	830	843
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2022	3,395	3,612

American Funds Tax-Exempt Funds	29

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	$245	$286
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (preref. 2021)[2]	1,485	1,486
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (put 2022)[2]	15	15
		24,522

South Dakota 0.36%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-A, AMT, 3.00% 2030	160	163
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	400	419
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-E, AMT, 4.00% 2044	90	93
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2015-D, 4.00% 2045	500	532
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	1,620	1,719
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048	760	849
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	2,195	2,429
Housing Dev. Auth., Homeownership Mortgage Rev. Ref. Bonds, Series 2012-A, AMT, 4.50% 2031	275	283
		6,487

Tennessee 0.73%
Town of Greeneville, Health and Educational Facs. Board, Multi Family Housing Rev. Bonds (People RD Portfolio Project), Series 2019, 1.45% 2022 (put 2021)	135	136
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-1-C, 4.50% 2037	80	81
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-2-C, 4.00% 2038	50	51
Housing Dev. Agcy., Homeownership Program Rev. Ref. Bonds, Series 2012-1-A, AMT, 4.50% 2038	75	76
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-1-C, 3.00% 2038	275	282
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-1-A, AMT, 4.00% 2039	440	462
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2-B, 4.00% 2042	1,435	1,567
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	805	875
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-2-A, AMT, 4.00% 2043	320	333
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, AMT, 4.00% 2045	440	464
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	340	360
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 4.00% 2046	180	193
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2016-1-B, 3.50% 2047	410	438
City of Kingsport, Industrial Dev. Board, Collateralized Multi Family Housing Bonds (Kings West Apartments Project), Series 2020, 0.35% 2023[2]	1,000	1,002
County of Knox, Health, Educational and Housing Fac. Board, Collateralized Multi Family Housing Bonds (Covenant Village Project), Series 2020, 0.30% 2023 (put 2022)	625	626
City of Knoxville, Community Dev. Corp., Collateralized Multi Family Housing Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)	1,205	1,206
City of Memphis, Heath, Educational and Housing Facs. Board, Collateralized Multi Family Housing Rev. Bonds (Memphis Tower Apartments Project), Series 2020, 0.25% 2023 (put 2022)	625	627
Metropolitan Government of Nashville and Davidson County, G.O. Improvement Bonds, Series 2013-A, 5.00% 2025 (preref. 2023)	2,000	2,139
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2013, 5.00% 2025	685	749
County of Shelby, Health, Educational and Housing Fac. Board, Rev. Bonds (Methodist Le Bonheur Healthcare), Series 2017-A, 5.00% 2022	1,330	1,378
		13,045

Texas 15.30%
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	160	160
Aldine Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2025	1,335	1,557
Alief Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019, 5.00% 2024	1,300	1,460
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2024	1,000	1,122
Alvin Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2014-B, 0.45% 2036 (put 2023)	1,480	1,482
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2024	215	239
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2025	160	183

30	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2026	$95	$111
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2021	1,000	1,002
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2022	325	342
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2023	390	423
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2024	405	453
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2025	425	487
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2026	440	515
Arlington Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2022	1,000	1,027
City of Arlington, Water and Wastewater System Rev. Bonds, Series 2021, 5.00% 2023	1,020	1,112
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)	3,640	3,650
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2022	250	262
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2020-C, 5.00% 2026	1,000	1,239
Barbers Hill Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,735	2,099
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	1,500	1,612
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2024	1,000	1,124
Birdville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	1,275	1,370
Boerne Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,200	1,494
City of Boerne, Public Fac. Corp., Housing Rev. Bonds (LIV at Boerne Senior Apartments), Series 2018, 2.75% 2022 (put 2021)	500	503
Brazosport Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	605	621
County of Cameron, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)	1,975	1,977
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2023	3,395	3,649
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	2,060	2,562
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Grand Avenue Flats), Series 2021, 0.29% 2039 (put 2024)	2,305	2,305
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Mission Trail at El Camino Real Apartments), Series 2019, 2.10% 2037 (put 2022)	4,125	4,128
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)	2,760	2,770
Carroll Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019-A, 5.00% 2024	645	723
Carroll Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	1,485	1,731
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023	1,135	1,221
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)	735	735
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 4.00% 2023	90	97
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 4.00% 2024	115	128
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 4.00% 2025	160	182
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2025	1,000	1,189
Conroe Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	1,140	1,170
Coppell Independent School Dist., Unlimited Tax School Building Bonds, Series 2014, 4.00% 2044 (preref. 2023)	1,470	1,587
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020, 0% 2022	4,430	4,423
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	3,225	3,468
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021, 5.00% 2024	2,005	2,249
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013, 5.00% 2025	400	430
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2014-C, 5.00% 2027	2,000	2,244
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-1, 2.125% 2040 (put 2021)	1,895	1,896
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2012-D, AMT, 5.00% 2038 (preref. 2021)	160	162
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2014-E, 5.00% 2023	1,000	1,060
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	1,595	1,597

American Funds Tax-Exempt Funds	31

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Notes (Estates at Shiloh), Series 2019, 1.25% 2037 (put 2023)	$2,685	$2,739
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	1,630	1,801
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2011, 5.00% 2027 (preref. 2021)	1,000	1,008
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2031	1,100	1,275
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	145	159
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	600	696
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2022	2,160	2,206
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2016-A, 5.00% 2027	1,000	1,165
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2024	300	343
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2025	315	373
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2025	210	249
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	460	480
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,000	1,220
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,000	1,100
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2021	445	446
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024	870	998
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	9,850	9,944
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	9,165	9,330
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2023	1,750	1,882
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	500	603
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,000	1,245
Friendswood Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 2.00% 2023	700	721
Frisco Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019, 5.00% 2021	1,315	1,317
G.O. Bonds, College Student Loan Bonds, Series 2013-B, AMT, 5.25% 2022	3,155	3,316
G.O. Bonds, Water Financial Assistance Bonds (Water Infrastructure Fund), Series 2011-B, 5.00% 2021	1,830	1,830
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	1,275	1,278
City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2024	315	353
Garland Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,000	1,075
Garland Independent School Dist., Unlimited Tax School Building Bonds, Series 2016, 5.00% 2030	600	697
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2027	1,125	1,399
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 0.60% 2035 (put 2026)	810	811
Hallsville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2024	1,895	2,128
Hallsville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2025	1,000	1,168
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	440	447
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	765	765
Harlingen Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024	1,000	1,143
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-2, (SIFMA Municipal Swap Index + 0.57%) 0.59% 2049 (put 2024)[2]	4,000	3,985
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	1,075	1,075
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2021	850	862
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2024	1,325	1,529
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2011-A, 5.00% 2023 (preref. 2021)	500	506
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	840	893
County of Harris, Toll Road Rev. Ref. Bonds, Series 2012-B, (SIFMA Municipal Swap Index + 0.45%) 1.45% 2021	3,065	3,066
County of Harris, Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2021	2,965	2,970
County of Harris, Unlimited Tax Road Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	1,420	1,570
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)	3,185	3,191
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	860	860
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	1,495	1,498
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	2,185	2,426
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	880	980

32	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	$2,830	$3,222
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051	830	936
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	675	752
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	630	631
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2027	1,000	1,247
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-B, 5.00% 2028 (preref. 2022)	1,000	1,045
City of Houston, Combined Utility System Rev. Bonds, Series 2011-D, 5.00% 2026 (preref. 2021)	300	304
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 2.00% 2023	1,190	1,242
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2022	50	52
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2023	50	54
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2024	45	50
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2025	40	45
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	775	776
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2021	610	612
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2022	500	525
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2025	445	522
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2024	575	653
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2023	550	602
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2026	320	386
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 3.00% 2022	150	152
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	360	382
Houston Independent School Dist., Limited Tax Schoolhouse and Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,000	1,026
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 4.00% 2021	425	426
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2023	1,115	1,227
Hutto Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	1,000	1,142
Hutto Independent School Dist., Unlimited Tax School Building Bonds, Series 2015, 2.00% 2055 (put 2025)	2,000	2,120
Jacksonville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2025	2,240	2,611
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	955	980
Keller Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,000	1,164
Lake Travis Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	1,065	1,093
Lamar Consolidated Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2015, 5.00% 2024	2,000	2,249
Lewisville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	2,500	2,751
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,685	1,730
Love Field Airport Modernization Corp., General Airport Rev. Bonds, Series 2017, AMT, 5.00% 2021	500	506
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2026	1,500	1,815
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2026	1,000	1,210
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (Central Power and Light Co. Project), Series 1996, AMT, 0.90% 2030 (put 2023)	1,110	1,120
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	795	795
County of Midland, Public Fac. Corp., Multi Family Housing Rev. Bonds (Palladium at West Francis), Series 2020, 0.35% 2024 (put 2023)	1,500	1,504
Midland Independent School Dist., Unlimited Tax School Building Bonds, Series 2014, 5.00% 2037 (preref. 2023)	1,000	1,076
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2006-A, 5.25% 2023	1,000	1,117
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	1,605	1,893
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022	125	133
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2025	1,480	1,757
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2026	1,500	1,838

American Funds Tax-Exempt Funds	33

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of New Braunfels, Utility System Rev. Ref. Bonds, Series 2021, 5.00% 2023	$1,000	$1,092
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing
Galveston I, LLC - Texas A&M University at Galveston Project), Series 2014-A, 4.75% 2046 (preref. 2024)	1,295	1,443
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	535	536
North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 1.42% 2040	1,930	1,930
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022	400	421
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	2,000	2,138
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024	675	754
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024 (escrowed to maturity)	325	363
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	2,105	2,348
Northside Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019, 5.00% 2023	990	1,090
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	5,000	5,045
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	1,895	1,902
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,105	1,134
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038	3,310	3,550
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2022	1,225	1,257
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2023	1,795	1,928
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,010	1,086
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2025	510	595
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2021)	6,480	6,714
Round Rock Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,100	1,154
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015-D, 1.125% 2045 (put 2026)	1,760	1,804
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	1,165	1,250
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2015, 5.00% 2026	1,400	1,688
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2015-B, 2.00% 2033 (put 2021)	3,105	3,109
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	745	770
City of San Antonio, General Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2022	635	651
City of San Antonio, Passenger Fac. Charge and Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2024	1,000	1,137
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2022	565	587
San Antonio Housing Trust Fin. Corp., Multi Family Housing Rev. Bonds (Alsbury Park Apartments), Series 2019, 1.375% 2022 (put 2021)	110	110
San Antonio Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2026	1,925	2,362
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2021	480	481
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 5.00% 2023	1,850	2,057
Texas City Independent School Dist., Unlimited Tax School Building Rev. Ref. Bonds, Series 2019, 5.00% 2024	1,400	1,603
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	560	602
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	190	214
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B-1, 0.45% 2036 (put 2023)	2,675	2,681
Transportation Commission, First Tier Rev. Ref. Put Bonds (State Highway Fund), Series 2016-B, 4.00% 2026 (put 2021)	3,500	3,522
Transportation Commission, G.O. Mobility Fund Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	1,000	1,130
Transportation Commission, Highway Improvement G.O. Bonds, Series 2014, 5.00% 2029 (preref. 2024)	1,080	1,220
Trinity River Auth., Regional Wastewater System Rev. Improvement and Rev. Ref. Bonds, Series 2019, 5.00% 2021	1,000	1,000
Trinity River Auth., Rev. Ref. Bonds (Tarrant County Water Project), Series 2015, 5.00% 2025	1,005	1,167
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2023	1,000	1,082
Board of Regents of the University of Texas System, Rev. Fncg. System Rev. Ref. Bonds, Series 2016-I, 5.00% 2021	1,145	1,147
Upper Trinity Regional Water Dist., Treated Water Supply System Rev. Ref. Bonds, Series 2021, BAM insured, 2.00% 2022	750	764
Waco Education Fin. Corp., Rev. Bonds (Baylor University Issue), Series 2012, 5.00% 2043 (preref. 2022)	1,000	1,028
Water Dev. Board, State Revolving Fund, Rev. Bonds, Series 2020, 5.00% 2024	750	859
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2016, 5.00% 2022	2,000	2,069
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2019-A, 5.00% 2024	1,990	2,297
		274,797

34	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Utah 0.54%
Emery County School Dist., G.O. Bonds, Series 2021, 5.00% 2024	$1,655	$1,885
Jordan Valley Water Conservancy Dist., Water Rev. and Rev. Ref. Bonds, Series 2021-A, 5.00% 2023	1,100	1,217
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2026	2,250	2,735
County of Salt Lake, Board of Education, G.O. Rev. Ref. Bonds (Utah School Bond Guaranty Act), Series 2021, 5.00% 2024	2,140	2,434
Transit Auth., Sales Tax Rev. and Rev. Ref. Bonds, Series 2012, 5.00% 2026 (preref. 2022)	1,195	1,246
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023	95	104
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2024	90	102
		9,723

Vermont 0.03%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2014-A, AMT, 4.00% 2044	205	222
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050	330	367
		589

Virginia 1.37%
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2025	870	1,026
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2033	3,735	3,983
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2034	1,950	2,079
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2022	150	156
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)	7,500	7,535
County of Halifax, Industrial Dev. Auth., Recovery Zone Fac. Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 0.45% 2041 (put 2022)	1,700	1,702
County of Loudoun, Econ. Dev. Auth., Public Fac. Rev. and Rev. Ref. Bonds (Loudoun County Public Facs. Project), Series 2021-A, 5.00% 2022	2,245	2,392
County of Loudoun, Econ. Dev. Auth., Public Fac. Rev. and Rev. Ref. Bonds (Loudoun County Public Facs. Project), Series 2021-A, 5.00% 2023	2,375	2,646
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2024	775	859
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2026	1,000	1,186
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 1.20% 2040 (put 2024)	925	949
		24,513

Washington 1.88%
Central Puget Sound Regional Transit Auth., Sales Tax Improvement Green Bonds, Series 2015-S-2B, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2045 (put 2023)[2]	2,150	2,158
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 3), Series 2018-C, 5.00% 2023	2,860	3,130
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)	690	690
G.O. Bonds, Series 2012-D, 5.00% 2026 (preref. 2022)	1,190	1,219
G.O. Bonds, Series 2012-D, 5.00% 2033 (preref. 2022)	2,000	2,049
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022	75	79
Health Care Facs. Auth., Rev. Bonds (Catholic Health Initiatives), Series 2013-A, 5.25% 2040 (preref. 2023)	2,655	2,845
Health Care Facs. Auth., Rev. Bonds (Providence Health & Services), Series 2012-B, 4.00% 2042 (put 2021)	250	252
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2012-A, 5.00% 2021	285	287
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2012-B, 5.00% 2042 (put 2021)	2,550	2,570
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	415	416
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2022[3]	115	117
Housing Fin. Commission, Single Family Program Bonds, Series 2014-1-N, 3.00% 2037	80	82
Housing Fin. Commission, Single Family Program Bonds, Series 2014-2A-R, AMT, 3.50% 2044	475	489
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047	475	509

American Funds Tax-Exempt Funds	35

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	$3,930	$4,342
Housing Fin. Commission, Single Family Program Bonds, Series 2020-2-N, 3.00% 2050	305	334
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 4.00% 2050	1,465	1,651
Motor Vehicle Fuel Tax G.O. Bonds, Series 2014-E, 5.25% 2022	3,125	3,205
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	610	612
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	135	137
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.27% 2045 (put 2026)[2]	1,090	1,091
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.51% 2046 (put 2023)[2]	2,250	2,257
Port of Seattle, Rev. Bonds, Series 2019, AMT, 5.00% 2022	1,000	1,032
Port of Seattle, Rev. Bonds, Series 2019, AMT, 5.00% 2023	1,000	1,080
Port of Seattle, Rev. Ref. Bonds, Series 2012-B, AMT, 5.00% 2022	1,000	1,048
		33,681

West Virginia 0.26%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2011-A, AMT, 1.00% 2041 (put 2025)	1,310	1,325
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Bonds (West Virginia United Health System Obligated Group), Series 2013-A, 5.50% 2044 (preref. 2023)	2,500	2,743
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	595	595
		4,663

Wisconsin 2.18%
G.O. Bonds, Series 2013-A, 5.00% 2025 (preref. 2022)	5,000	5,185
G.O. Bonds, Series 2015-A, 5.00% 2031 (preref. 2023)	5,000	5,429
G.O. Rev. Ref. Bonds, Series 2011-2, 5.00% 2022 (preref. 2021)	780	789
G.O. Rev. Ref. Bonds, Series 2021-2, 5.00% 2025	5,000	5,886
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-B, 5.00% 2038 (put 2023)	2,700	2,871
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2054 (put 2023)[2]	2,330	2,336
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2013-B, 5.00% 2024 (preref. 2023)	1,015	1,109
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2019-A, 5.00% 2021	670	679
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2016-A, 5.00% 2021	110	111
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[3]	4,000	4,707
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2015-A, AMT, 4.00% 2045	125	131
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2016-A, AMT, 3.50% 2046	945	994
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	970	1,049
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	745	803
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	2,570	2,852
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	280	309
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	230	230
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	290	291
Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2016-A-3, AMT, 1.10% 2029 (put 2026)	2,380	2,411
Transportation Rev. Bonds, Series 2012-1, 5.00% 2024 (preref. 2022)	1,000	1,045
		39,217

Wyoming 0.39%
Community Dev. Auth., Housing Rev. Bonds, Series 2015-3, 3.00% 2044	135	140
Community Dev. Auth., Housing Rev. Bonds, Series 2015-6, 4.00% 2045	570	595
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050	4,360	4,807
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	1,245	1,404
		6,946

Total bonds, notes & other debt instruments (cost: $1,465,003,000)		1,487,433

36	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Short-term securities 19.12%	Principal amount (000)	Value (000)
Municipals 19.12%
Freddie Mac, Multi Family Certs., Series 2019-M-055, 0.23% 2028[2,3]	$2,000	$2,000
State of Arizona, City of Phoenix, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2013, AMT, 0.18% 2035 (put 2021)[4]	930	930
State of California, Infrastructure and Econ. Dev. Bank, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.20% 2050 (put 2022)[3,4]	3,460	3,461
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	325	324
State of California, City of Los Angeles, California Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	9,000	9,316
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.02% 2050[2]	3,900	3,900
State of California, County of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/30/2022	7,500	7,768
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Bonds, Series 2017-C, 0.16% 2047 (put 2024)[2,4]	2,440	2,441
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.30% 2051 (put 2022)[4]	430	430
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2017-A-2, AMT, 0.20% 2042 (put 2021)[3,4]	1,570	1,570
State of California, Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 10/15/2021	115	116
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	5,000	5,088
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-B-1, 0.03% 2050[2]	1,000	1,000
State of Colorado, Weld County School Dist. RE-5J, G.O. Bonds, Series 2021, 5.00% 12/1/2021	435	442
District of Columbia, Housing Fin. Agcy., Collateralized Multi Family Housing Mortgage Rev. Bonds (Liberty Place Apartments Project), Series 2021, 0.25% 12/1/2021[3]	515	515
State of Florida, Fin. Auth., Econ. Dev. Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.17% 2034 (put 2021)[4]	1,260	1,260
State of Florida, City of Gainesville, Utilities System Rev. Bonds, Series 2019-C, 0.02% 2047[2]	1,900	1,900
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	7,000	7,186
State of Illinois, City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 6/1/2022	850	884
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.02% 2044[2]	1,000	1,000
State of Illinois, G.O. Bonds, Series 2020-D, 5.00% 10/1/2021	3,810	3,841
State of Illinois, G.O. Rev. Ref. Bonds, Series 2021-C, 4.00% 3/1/2022	1,000	1,023
State of Indiana, Bond Bank, Advance Funding Program Notes, Series 2021-A, 2.00% 1/10/2022	3,055	3,072
State of Indiana, Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 10/1/2021	600	605
State of Indiana, Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 10/1/2021	120	121
State of Kentucky, Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 3/1/2022	4,500	4,627
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.04% 2040[2]	1,000	1,000
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2010-A, 0.04% 2035[2]	2,000	2,000
State of Louisiana, Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, 5.00% 8/1/2021	935	935
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008, 0.03% 2043[2]	2,780	2,780
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-B, 0.07% 9/23/2021	5,000	5,000
State of Massachusetts, G.O. Bonds (Central Artery/Ted Williams Tunnel Infrastructure Loan Act of 2000), Series 2000-B, 0.02% 2030[2]	2,200	2,200
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Harvard University Issue), Series 1999-R, 0.03% 2049[2]	1,250	1,250
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.02% 2042[2]	3,200	3,200
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2008-A, 0.02% 2038[2]	1,150	1,150
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.02% 2042[2]	5,950	5,950
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.01% 2038[2]	5,000	5,000
State of Minnesota, City of Shakopee, Multi Family Housing Rev. Bonds (Shakopee Village Apartments Project), Series 2021, 0.25% 2024 (put 2022)[4]	335	335
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2011-F, 0.04% 2035[2]	4,315	4,315
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2003-B, 0.02% 2033[2]	9,500	9,500

American Funds Tax-Exempt Funds	37

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Nevada, Dept. of Business and Industry, Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2001, AMT, 0.30% 2026 (put 2021)[3,4]	$405	$405
State of New Hampshire, National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2020-A-2, AMT, 0.20% 9/1/2021 (put 2021)[4]	4,000	4,000
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[2]	1,500	1,500
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	680	692
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2019-D-1, 5.00% 9/1/2022	1,025	1,078
State of New York, Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.25% 4/1/2022	445	445
State of New York, New York City G.O. Bonds, Series 2005-E-3, 0.02% 2034[2]	4,280	4,280
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[2]	1,705	1,705
State of New York, New York City G.O. Bonds, Series 2021-3, 0.12% 2042[2]	1,295	1,295
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2012-A-2, 0.02% 2044[2]	7,390	7,390
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2008-BB-2, 0.02% 2035[2]	500	500
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.02% 2044[2]	9,485	9,485
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.02% 2048[2]	6,000	6,000
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.02% 2041[2]	7,875	7,875
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2014-B-3, 0.02% 2042[2]	10,000	10,000
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-E-4, 0.03% 2045[2]	24,100	24,100
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-4, 0.03% 2045[2]	3,900	3,900
State of New York, New York City Trust for Cultural Resources, Rev. IAM Commercial Paper (American Museum of Natural History), Series 2014-B-1, 0.12% 2044 (put 2021)[2,4]	620	620
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.02% 2039[2]	3,500	3,500
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.02% 2052[2]	7,800	7,800
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2037 (put 2021)[4]	3,765	3,765
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.02% 2048[2]	7,500	7,500
State of Tennessee, City of Clarksville, Public Building Auth., Pooled Fncg. Rev. Bonds, Series 2003, Bank of America LOC, 0.03% 2033[2]	2,320	2,320
State of Texas, City of Austin, Certs. of Obligation, Series 2020 5.00% 9/1/2021	1,000	1,004
State of Texas, Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020, 0% 8/15/2021	2,225	2,225
State of Texas, City of Dallas, Waterworks and Sewer System IAM Commercial Paper, Series 2021-F-1, 0.07% 8/23/2021	8,200	8,200
State of Texas, City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2/15/2022	870	893
State of Texas, Gulf Coast Waste Disposal Auth., Environmental Facs. Rev. Bonds (Exxon Project), Series 2002, AMT, 0.05% 2025[2]	2,760	2,760
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.02% 2034[2]	5,000	5,000
State of Texas, County of Jefferson, Port Arthur Navigation Dist., Pollution Control Rev. Ref. Bonds (Texaco, Inc. Project), Series 1994, 0.04% 2024[2]	3,500	3,500
State of Texas, Lone Star College System, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2/15/2022	170	174
State of Texas, Lone Star College System, Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2/15/2022	315	323
State of Texas, City of Mesquite, Waterworks and Sewer System Rev. Bonds, Series 2021, 4.00% 3/1/2022	485	496
State of Texas, Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 12/15/2021	155	158
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]	310	310
State of Texas, Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2/15/2022	840	862
State of Texas, Tax and Rev. Anticipation Notes, Series 2020, 4.00% 8/26/2021	58,775	58,923
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/9/2021	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.08% 10/6/2021	4,000	4,000

38	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.08% 11/4/2021	$6,000	$6,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A-2, 0.13% 8/17/2021	5,000	5,000
State of Utah, Jordan Valley Water Conservancy Dist., Water Rev. and Rev. Ref. Bonds, Series 2021-A, 5.00% 10/1/2021	740	746
State of Utah, Provo City School Dist., G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 6/15/2022	870	907
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.02% 2036[2]	6,100	6,100
State of Virginia, Small Business Fncg. Auth., Demand Rev. Ref. Bonds (Virginia State University Real Estate Foundation), Series 2008, Bank of America LOC, 0.02% 2030[2]	6,345	6,345
State of Wisconsin, Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2017-A-3, AMT, 0.20% 2027 (put 2021)[4]	2,750	2,750
State of Wisconsin, School District of the City of Wisconsin Rapids and the Counties of Wood and Portage, Bond Anticipation Notes, Series 2021, 2.00% 1/6/2022	880	882
State of Wyoming, County of Uinta, Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 1992, 0.04% 2022[2]	1,150	1,150

Total short-term securities (cost: $343,277,000)		343,298
Total investment securities 101.96% (cost: $1,808,280,000)		1,830,731
Other assets less liabilities (1.96%)		(35,140)

Net assets 100.00%		$1,795,591

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[5]	Value at 7/31/2021 (000)	[6]	Unrealized appreciation (depreciation) at 7/31/2021 (000)
5 Year U.S. Treasury Note Futures	Long	240	September 2021	$24,000		$29,867		$112
10 Year U.S. Treasury Note Futures	Short	215	September 2021	(21,500)		(28,908)		(470)
								$(358)

[1]	Step bond; coupon rate may change at a later date.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $15,026,000, which represented .84% of the net assets of the fund.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.
[5]	Notional amount is calculated based on the number of contracts and notional contract size.
[6]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

See notes to financial statements.

American Funds Tax-Exempt Funds	39

Limited Term Tax-Exempt Bond Fund of America

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated” category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 83.91%	Principal amount (000)	Value (000)
Alabama 0.99%
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2022	$1,700	$1,754
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2023	1,750	1,872
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	5,575	6,495
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	12,625	13,009
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2021-A, 4.00% 2051 (put 2023)	12,570	15,843
Federal Aid Highway Fin. Auth., Special Obligation Rev. Bonds, Series 2017-B, 5.00% 2026	2,500	3,075
Housing Fin. Auth., Multi Family Housing Rev. Bonds (Capstone at Kinsey Cove Project), Series 2020-A, 0.35% 2023 (put 2023)	5,675	5,693
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2025	3,000	3,563
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2026	1,000	1,226
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2027	2,000	2,483
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2016, 5.00% 2023	1,125	1,194
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 1), Series 2021-A, 4.00% 2051 (put 2028)	15,485	18,671
		74,878

Alaska 0.60%
Housing Fin. Corp., Collateralized Bonds (Veterans Mortgage Program), Series 2019, 4.00% 2048	8,575	9,499
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044	22,580	25,012
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	1,615	1,714
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2032 (preref. 2023)	2,700	3,008
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2033 (preref. 2023)	3,665	4,082
International Airport System, Rev. Ref. Bonds, Series 2016-C, AMT, 5.00% 2021	2,000	2,015
		45,330

Arizona 0.84%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2027	3,060	3,785
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	2,580	3,283
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	3,190	4,150
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2033	620	829
County of Coconino, Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-A, AMT, 1.875% 2032 (put 2023)	3,300	3,380
City of Glendale, Industrial Dev. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.125% 2033	2,275	2,287
Health Facs. Auth., Rev. Bonds (Scottsdale Lincoln Hospitals Project), Series 2014-A, 5.00% 2024	1,000	1,159

40	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2027	$1,125	$1,406
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2028	1,175	1,503
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2031	1,050	1,318
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 5.00% 2028	120	152
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 5.00% 2030	130	171
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 5.00% 2031	125	168
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	1,515	1,709
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	1,485	1,658
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,640	1,919
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,610	1,868
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2026	1,560	1,898
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2026	1,500	1,811
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2026	1,350	1,655
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2029	1,000	1,308
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2029	1,000	1,301
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2025	400	466
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2026	500	601
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2027	400	493
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2024 (preref. 2023)[1]	955	1,035
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2025 (preref. 2023)[1]	770	835
County of Maricopa, Certs. of Part., Series 2020, 5.00% 2022	2,425	2,535
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-C, 5.00% 2048 (put 2024)	2,000	2,306
County of Maricopa, Special Health Care Dist., G.O. Bonds, Series 2021-D, 5.00% 2027	2,000	2,511
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2031	4,505	5,810
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2028	2,000	2,437
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	1,065	1,215
Regional Public Transportation Auth., Transportation Excise Tax Rev. Ref. Bonds (Maricopa County Public Transportation Fund), Series 2019, 5.00% 2025	1,540	1,822
Rev. Ref. Certs. of Part., Series 2019-A, 5.00% 2021	380	383
County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.30% 2027	2,625	2,668
		63,835

Arkansas 0.03%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.57% 2044 (put 2022)[2]	1,000	999
Board of Trustees of the University of Arkansas, Various Fac. Rev. Bonds (Fayetteville Campus), Series 2011-A, 4.125% 2030 (preref. 2021)	1,195	1,207
		2,206

California 7.02%
Anaheim City School Dist., G.O. Bonds, 2010 Election, Series 2011, 6.25% 2040 (preref. 2021)	5,500	5,500
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2001-A, (SIFMA Municipal Swap Index + 1.25%) 1.27% 2036 (put 2027)[2]	1,000	1,038
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-A-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2045 (put 2023)[2]	100	101
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2047 (put 2023)[2]	3,500	3,525
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2056 (put 2026)[2]	4,170	4,177
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-A, 2.00% 2056 (put 2028)	3,000	3,228
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2045 (put 2023)[2]	11,595	11,677

American Funds Tax-Exempt Funds	41

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Beaumont Unified School Dist., G.O. Bonds, 2008 Election, Series 2011-C, Assured Guaranty Municipal insured, 5.75% 2036 (preref. 2021)	$6,200	$6,200
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	1,940	1,946
Trustees of the California State University, Systemwide Rev. Ref. Bonds, Series 2011-A, 5.00% 2037 (preref. 2021)	4,180	4,230
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2023	720	748
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2024	720	759
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2021	975	979
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2026	750	908
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2027	600	748
County of Contra Costa, Water Rev. Ref. Notes, Series 2019-F, 2.00% 2021	620	621
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024	1,550	1,681
Educational Facs. Auth., Rev. Bonds (University of Southern California), Series 2009-C, 5.25% 2024 (escrowed to maturity)	640	744
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,143
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2022	525	551
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2027	375	446
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2029	290	355
Fresno Unified School Dist., G.O. Bonds, 2010 Election, Series 2013-C, 5.50% 2046	10,200	11,305
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023	1,000	1,038
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024	465	490
G.O. Bonds, Series 2021, 5.00% 2031	240	290
G.O. Bonds, Series 2021, 5.00% 2032	200	241
G.O. Bonds, Series 2021, 5.00% 2034	200	241
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023	12,630	13,875
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2027	13,425	17,140
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2027	8,495	10,796
G.O. Rev. Ref. Bonds, Series 2020-B, 5.00% 2027	2,610	3,325
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	11,500	14,942
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2029	11,025	14,671
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2030	540	741
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2025	5,000	4,881
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026	3,850	3,706
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	2,250	2,387
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	1,380	1,464
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Adventist Health System/West), Series 2016-A, 4.00% 2026	910	1,059
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-C, 5.00% 2034 (put 2022)	5,545	5,871
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	8,335	9,938
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.22% 2037 (put 2022)[2]	5,500	5,515
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.72% 2050 (put 2026)[2]	3,095	3,137
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2025	1,875	2,238
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013-A, 5.00% 2021	750	753
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013-A, 5.00% 2022	1,000	1,050
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2024	705	804
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2026	485	566
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2026	3,590	4,223
City of Long Beach, Harbor Rev. Ref. Bonds, Series 2020-B, AMT, 4.00% 2022	5,000	5,152
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2028	1,255	1,598
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2029	1,400	1,823
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2031	2,370	3,202
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2032	4,575	6,149
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2027	5,000	6,215

42	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2027	$1,250	$1,505
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2020-C, AMT, 5.00% 2029	7,000	9,145
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 4.00% 2022	645	653
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2023	3,000	3,275
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2024	1,500	1,701
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	715	715
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2023	910	992
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 5.00% 2032	10,480	14,535
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	7,895	8,971
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2027	5,000	6,298
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-C, 5.00% 2029	1,350	1,794
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 5.00% 2033	5,930	7,982
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2029	400	469
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2030	625	733
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2017-E, 0.16% 2037 (put 2024)[2]	12,285	12,288
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2009-A, 1.30% 2039 (put 2025)[3]	1,450	1,496
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2021)	10,935	11,057
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2026	400	484
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2028	400	509
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2029	400	520
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside II, LLC - UCR Student Housing Project), Series 2019, 5.00% 2029	855	1,101
City of Oakland, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Central Dist. Redev. Project), Series 2013, 5.00% 2021	2,000	2,008
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2023	2,190	2,398
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2025	2,040	2,410
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,810	2,204
Port of Oakland, Rev. Ref. Bonds, Series 2012-P, AMT, 5.00% 2023 (preref. 2022)	2,750	2,850
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2026	1,125	1,355
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	4,560	5,957
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	2,230	2,884
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2028	300	382
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2029	835	1,084
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2030	1,315	1,741
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,351
Palo Alto Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2008-2, 0% 2031	3,000	2,688
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2007-A, National insured, 0% 2026	3,485	3,316
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2024	335	369
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2025	345	392
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2026	370	430
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2027	355	420
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2028	320	385
Public Works Board, Lease Rev. Bonds (Dept. of Corrections and Rehabilitation), Series 2011-C, 5.75% 2031	1,500	1,514

American Funds Tax-Exempt Funds	43

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2027	$1,200	$1,505
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2028	1,000	1,289
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2029	1,000	1,320
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2030	1,280	1,729
Public Works Board, Lease Rev. Ref. Bonds (Dept. of State Hospitals), Series 2016-E, 5.00% 2025	3,000	3,267
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2028	14,965	18,764
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2031	5,000	6,802
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2027	835	1,010
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2028	405	487
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2029	2,250	2,607
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	1,035	1,199
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2027	1,500	1,776
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2028	1,455	1,858
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	11,510	12,167
County of San Diego, Water Auth., Water Rev. Ref. Bonds, Series 2013-A, 5.00% 2034 (preref. 2022)	1,000	1,062
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-B, 5.00% 2030	1,520	2,073
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2024	5,900	6,663
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2019-H-2, AMT, 5.00% 2025	6,000	7,024
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2025	5,000	5,853
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2021-A-2, AMT, 5.00% 2032	1,880	2,514
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023	4,435	4,819
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2011-A, 5.00% 2029 (preref. 2021)	5,000	5,061
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	1,000	1,049
San Francisco Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, 4.00% 2029	4,800	5,838
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2029	570	739
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, AMT, BAM insured, 5.00% 2030	1,550	2,044
City of San Jose, Fncg. Auth., Lease Rev. Ref. Bonds (Civic Center Project), Series 2013-A, 5.00% 2033 (preref. 2023)	1,800	1,961
San Mateo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006-A, National insured, 0% 2027	1,500	1,435
Cities of San Mateo and Foster City, Public Fin. Auth., Wastewater Rev. Notes, Series 2021-B, 5.00% 2025	11,795	14,031
City of Santa Fe Springs, Community Dev. Commission, Consolidated Redev. Project, Tax Allocation Bonds, Capital Appreciation Bonds, Series 2006-A, National insured, 0% 2023	4,455	4,405
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023	615	672
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	180	205
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2028	230	299
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023	4,330	4,734
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)	6,645	6,657
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	1,150	1,150
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	2,510	2,650
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2013-A, 5.00% 2023 (preref. 2022)	815	860
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2025	2,585	3,058
Statewide Communities Dev. Auth., Rev. Bonds (Hebrew Home for Aged Disabled), Series 2016, 3.50% 2021	310	311
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	1,300	1,303
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2026	4,000	4,008

44	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-B-1, 0.45% 2030	$105	$108
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2030	1,820	2,409
Regents of the University of California, G.O. Rev. Bonds, Series 2013-AK, 5.00% 2048 (put 2023)	7,000	7,616
Regents of the University of California, General Rev. Bonds, Series 2021-BH, 5.00% 2026	705	862
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	1,865	2,202
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2017-CQ, 4.00% 2047	960	1,046
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	6,245	6,902
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	3,705	4,059
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2015-CM, AMT, 2.45% 2031	325	331
Water Replenishment Dist. of Southern California, Water Rev. Certs. of Part., Series 2011, 5.00% 2041 (preref. 2021)	22,870	22,870
		531,155

Colorado 1.98%
County of Arapahoe, Gardens of Havana Metropolitan Dist. No. 3, Special Rev. Ref. Bonds, Series 2017-A, 3.625% 2021	778	784
City of Aurora, Cornerstar Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2017-A, 3.50% 2021	738	744
Certs. of Part., Series 2021-A, 5.00% 2028	3,715	4,849
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-B, 5.00% 2021	665	674
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	1,250	1,593
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,000	1,339
City and County of Denver, Board of Water Commissioners, Water Rev. Bonds, Series 2021-A, 5.00% 2031	2,590	3,640
City and County of Denver, Denver Convention Center Hotel Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2029	6,500	7,771
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2026	15,000	18,461
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2017-A, AMT, 5.00% 2027	2,000	2,519
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2017-A, AMT, 5.00% 2028	2,470	3,086
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2032	10,000	12,629
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	1,400	1,548
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2024	1,080	1,239
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2025	3,835	4,550
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2021	3,800	3,860
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2022	4,000	4,224
E-470 Public Highway Auth., Rev. Bonds, Series 2020-A, 5.00% 2026	750	915
E-470 Public Highway Auth., Rev. Bonds, Series 2020-A, 5.00% 2027	500	625
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	2,750	2,754
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2004-A, National insured, 0% 2028	3,000	2,754
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2022 (escrowed to maturity)	1,500	1,561
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2024 (escrowed to maturity)	1,000	1,136
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2025 (escrowed to maturity)	1,000	1,177
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2026 (escrowed to maturity)	615	746
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2029	3,455	4,074
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2029	1,750	2,181
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-C, 5.00% 2036 (put 2023)	2,100	2,334
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-B, 5.00% 2048 (put 2025)	5,505	6,606
Health Facs. Auth., Hospital Rev. Ref. Bonds (Valley View Hospital Association Project), Series 2018, 2.80% 2042 (put 2023)	1,700	1,753
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2021	1,910	1,939
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 5.00% 2026	3,000	3,602

American Funds Tax-Exempt Funds	45

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 5.00% 2027	$3,990	$4,940
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-C, Class I, 4.00% 2048	1,980	2,155
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	4,740	5,244
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	3,355	3,708
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-E, Class I, 4.25% 2049	9,640	10,719
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-H, Class I, 3.00% 2051	6,310	6,975
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-B, Class I, 3.00% 2051	2,980	3,265
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.125% 2023	1,965	2,119
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029	630	811
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029	360	468
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030	950	1,248
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030	315	418
		149,737

Connecticut 1.58%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)	1,290	1,291
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2024	1,645	1,861
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2025	1,450	1,699
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.025% 2037 (put 2024)	6,970	6,973
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2017-A-2, 5.00% 2042 (put 2022)	1,795	1,876
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	25,355	25,728
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2010-A-3, 0.25% 2049 (put 2024)	5,970	5,971
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-D, 5.00% 2023	440	486
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-D, 5.00% 2024	400	458
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-D, 5.00% 2025	250	295
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2026	470	570
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2027	250	310
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2028	345	436
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2025	695	820
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-F-2, AMT, 3.50% 2039	1,715	1,818
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-B-2, AMT, 3.50% 2039	1,120	1,183
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-2, AMT, 4.00% 2041	1,960	2,128
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-F-1, 3.50% 2043	660	724
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044	315	328
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-A-1, 3.50% 2045	970	1,084
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-C-1, 4.00% 2045	5,865	6,474
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-A-1, 4.00% 2045	4,335	4,786
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	1,330	1,402
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.50% 2046	4,935	5,225
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	2,975	3,218
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	1,650	1,787
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047	985	1,066
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-D-1, 4.00% 2049	6,050	6,889
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2012-F-2, AMT, 2.75% 2035	105	106
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	2,435	2,535
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-C-1, 3.50% 2045	810	850
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2015-A, 0.375% 2035 (put 2024)	29,095	29,215
		119,592

Delaware 0.29%
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2040 (put 2025)	4,437	4,526
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2045 (put 2025)	2,560	2,611
G.O. Bonds, Series 2019, 5.00% 2028	7,500	9,651
G.O. Bonds, Series 2021, 5.00% 2029	4,000	5,281
		22,069

46	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
District of Columbia 1.16%
Hospital Rev. Ref. Bonds (Children’s Hospital Obligated Group Issue), Series 2015, 5.00% 2027	$1,500	$1,791
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (218 Vine Street Apartments Project), Series 2020, 0.30% 2040 (put 2023)	2,500	2,510
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Providence Place Apartments Project), Series 2019-B, 1.25% 2023 (put 2022)	2,015	2,027
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2028	1,500	1,933
Income Tax Secured Rev. Bonds, Series 2011-A, 5.00% 2029	1,765	1,793
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2029	1,000	1,319
Income Tax Secured Rev. Bonds, Series 2020-A, 5.00% 2032	3,500	4,657
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2033	2,785	3,709
Metropolitan Area Transit Auth., Dedicated Rev. Green Bonds, Series 2021-A, 5.00% 2029	3,855	5,110
Metropolitan Area Transit Auth., Gross Rev. Ref. Transit Rev. Bonds, Series 2017-A-2, 5.00% 2033	1,000	1,239
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2018-A, AMT, 5.00% 2027	2,000	2,511
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2028	7,520	9,659
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2030	2,500	3,347
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2022	805	851
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2023	2,000	2,209
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2023	1,750	1,933
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2024	2,000	2,297
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2027	3,965	4,979
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2015-B, AMT, 5.00% 2027	1,000	1,180
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2028	1,945	2,498
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2029	2,530	3,320
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2030	5,500	7,364
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2031	4,270	5,679
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2033	4,000	5,285
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	4,900	6,156
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2028	1,250	1,561
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2028	310	398
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	400	525
		87,840

Florida 4.44%
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2023	1,100	1,188
County of Brevard, Health Facs. Auth., Rev. Ref. Bonds (Health First, Inc. Project), Series 2014, 5.00% 2033	870	970
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)	1,230	1,230
County of Broward, Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2026	2,500	3,062
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2028	1,500	1,927
County of Broward, Airport System Rev. Bonds, Series 2019-B, AMT, 5.00% 2029	5,000	6,562
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2029	1,200	1,575
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2030	2,150	2,795
County of Broward, Airport System Rev. Ref. Bonds, Series 2012-P-1, AMT, 5.00% 2024	5,030	5,312
County of Broward, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Praxis of Deerfield Beach), Series 2019-B, 1.20% 2022	1,200	1,200
School Board of Broward County, Certs. of Part., Series 2012-A, 5.00% 2025 (preref. 2022)	1,000	1,044
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.00% 2021	1,005	1,006
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.125% 2022	1,110	1,130
Central Florida Expressway Auth., Rev. Bonds, Series 2021-D, 5.00% 2029	685	903
Central Florida Expressway Auth., Rev. Bonds, Series 2019-B, 5.00% 2030	1,425	1,879
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	1,555	1,618
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2026	350	405
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2027	240	277
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2028	445	511
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2025	1,000	1,184

American Funds Tax-Exempt Funds	47

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2030	$2,010	$2,732
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2031	3,110	4,321
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2021-B, 5.00% 2022	4,000	4,164
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023	1,095	1,194
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2017-B, 5.00% 2026	1,000	1,223
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2021-B, 5.00% 2028	14,405	18,680
Florida Keys Aqueduct Auth., Water Rev. Bonds, Series 2021-B, 5.00% 2025	3,680	4,362
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2024	4,000	4,590
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2025	8,000	9,500
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2025	1,055	1,253
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2026	1,000	1,225
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2027	500	628
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2028	15,000	19,266
Greater Orlando Aviation Auth., Airport Facs. Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2021	3,700	3,729
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2015-A, AMT, 5.00% 2030	2,000	2,275
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2015-A, AMT, 5.00% 2032	1,990	2,260
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2015-1, 4.00% 2047	470	496
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2016-2, 4.00% 2047	430	458
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	8,770	9,448
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050	8,815	9,759
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-2, 3.00% 2051	1,570	1,718
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	3,450	3,829
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-1, 3.00% 2052	8,625	9,491
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	8,435	9,354
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	940	970
Housing Fin. Corp., Multi Family Mortgage Rev. Bonds (Valencia Park Apartments), Series 2021-A, FHA insured, 0.25% 2023 (put 2022)	5,485	5,487
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2028	1,500	1,900
JEA, Electric System Rev. Bonds, Series 2020-A-3, 5.00% 2030	3,610	4,794
JEA, Electric System Rev. Bonds, Series 2021-A-3, 5.00% 2033	5,825	7,935
JEA, Electric System Rev. Bonds, Series 2020-A-3, 5.00% 2033	915	1,203
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2033	550	727
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2034	2,700	3,559
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2034	1,500	1,977
Lee Memorial Health System Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2022	1,000	1,032
County of Martin, Health Facs. Auth., Hospital Rev. Bonds (Martin Memorial Medical Center), Series 2012, 5.50% 2042 (preref. 2021)	1,290	1,310
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2021	11,600	11,690
County of Miami-Dade, Capital Asset Acquisition Special Obligation Bonds, Series 2021-A, 5.00% 2029	2,465	3,235
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2022	1,750	1,826
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2025	4,870	5,556
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2026	7,530	8,574
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Platform 3750), Series 2021, 0.25% 2024 (put 2021)	6,895	6,912
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	3,885	3,888
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2025 (preref. 2022)	160	167
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2042 (preref. 2022)	10,000	10,451
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 5.00% 2030	2,405	3,257
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 5.00% 2031	1,500	2,053
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2012, 5.00% 2021	1,000	1,013
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2016-A, 5.00% 2024	2,300	2,643
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	1,805	2,217
County of Okeechobee, Solid Waste Disposal Rev. Bonds (Waste Management, Inc. / Okeechobee Landfill Project), Series 2004-A, 0.55% 2039 (put 2024)	2,250	2,258
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Ref. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2031	2,750	3,056
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2025	1,965	2,332
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health, Inc.), Series 2012-A, 5.00% 2042 (preref. 2022)	8,000	8,260

48	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)	$9,500	$9,511
City of Orlando, Greater Orlando Aviation Auth., Airport Facs. Rev. Ref. Bonds, Series 2016, AMT, 5.00% 2027	1,125	1,413
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2021-C, 5.00% 2023	1,800	1,990
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2022	1,715	1,778
County of Pinellas, Housing Fin. Auth., Multi Family Housing Rev. Bonds, Series 2019-B, 1.25% 2022	1,375	1,375
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)	1,405	1,551
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.00% 2023	970	996
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.00% 2024	995	1,035
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.00% 2025	1,010	1,059
South Florida Water Management Dist., Certs. of Part., Series 2015, 5.00% 2026	2,000	2,413
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2021	1,250	1,252
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2025	1,545	1,827
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2026	1,000	1,222
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2027	1,250	1,572
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2022[3]	2,000	2,053
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2023[3]	1,000	1,071
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-A, 5.00% 2026	500	552
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-A, 5.00% 2027	330	363
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2020, 5.00% 2028	5,200	6,737
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2031	325	429
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2032	250	329
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2033	250	328
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2034	275	359
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2035	300	391
Dept. of Transportation, Federal Highway Reimbursement Rev. Bonds (Indirect Garvees), Series 2021-A, 5.00% 2023	3,600	3,935
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2017-A, 5.00% 2025	1,240	1,468
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2019-B, 5.00% 2028	1,870	2,421
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2020-A, 5.00% 2028	5,000	6,466
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,500	1,984
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024	3,945	4,495
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.00% 2024	1,395	1,443
		335,833

Georgia 1.89%
County of Appling, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2038 (put 2025)	5,315	5,464
City of Atlanta, Airport General Rev. Bonds, Series 2019-B, AMT, 5.00% 2031	1,000	1,293
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2020-B, AMT, 5.00% 2029	5,000	6,528
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2020-B, AMT, 5.00% 2030	3,000	3,996
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Atlantic Station Project), Series 2017, 5.00% 2021	1,250	1,268
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Atlantic Station Project), Series 2017, 5.00% 2022	1,000	1,058
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-D, 5.00% 2023	2,310	2,468
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-B, 5.00% 2023	1,270	1,357
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-B, 5.00% 2024	2,460	2,725
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-D, 5.00% 2025	2,895	3,326
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-B, 5.00% 2025	2,620	3,011
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Intrada Westside), Series 2021-B, 0.41% 2024 (put 2023)	3,500	3,514

American Funds Tax-Exempt Funds	49

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	$2,585	$2,591
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2027	260	325
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2028	310	397
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2029	270	353
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2013, 2.925% 2053 (put 2024)	4,400	4,688
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	2,265	2,328
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	1,275	1,277
G.O. Bonds, Series 2013-H, 5.00% 2021	1,745	1,773
G.O. Bonds, Series 2020-A, 5.00% 2023	3,040	3,340
G.O. Bonds, Series 2021-A, 5.00% 2028	4,000	5,208
G.O. Bonds, Series 2019-A, 5.00% 2029	6,010	8,019
G.O. Bonds, Series 2020-A, 5.00% 2029	3,125	4,178
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045	175	185
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2016-A-1, 3.50% 2046	585	619
Housing Auth., Multi Family Housing Rev. Bonds (Dallas Manor Apartments Project), Series 2021, 0.25% 2024 (put 2023)	1,145	1,146
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.897% 2048 (put 2023)[2]	2,400	2,419
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2023)	15,050	16,132
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	5,920	6,588
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)	8,500	9,858
Metropolitan Atlanta Rapid Transit Auth., Sales Tax Rev. Ref. Bonds (Third Indenture Series), Series 2012-A, 5.00% 2030 (preref. 2022)	1,000	1,045
County of Monroe, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2039 (put 2025)	2,625	2,698
Municipal Electric Auth., Combined Cycle Project Rev. Bonds, Series 2020-A, 5.00% 2027	750	946
Municipal Electric Auth., Combined Cycle Project Rev. Bonds, Series 2020-A, 5.00% 2029	750	991
Municipal Electric Auth., General Resolution Projects Bonds, Series 2020-A, 5.00% 2031	1,250	1,675
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2027	205	253
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2025	1,000	1,155
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2027	1,000	1,228
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2028	205	259
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2029	880	1,120
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2029	240	310
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2030	885	1,122
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2030	290	384
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2028	160	200
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2029	165	210
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2030	175	228
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2031	165	213
Municipal Electric Auth., Power Rev. Bonds, Series 2018-HH, 5.00% 2029	2,000	2,517
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2026	1,710	2,038
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2027	1,020	1,253
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2028	1,270	1,602
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2029	785	1,014
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2030	1,025	1,315
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2031	1,390	1,773
Municipal Electric Auth., Project One Bonds, Series 2020-A, 5.00% 2031	1,000	1,340
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2022	1,050	1,084

50	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
City of Savannah, Econ. Dev. Auth., Rev. Bonds (Southern Care Corp.), Capital Appreciation Bonds, Series 1991-C, 0% 2021 (escrowed to maturity)	$1,105	$1,104
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-B, 0.34% 2023 (put 2022)	5,000	5,012
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-A, 0.34% 2023 (put 2022)	1,750	1,754
		143,275

Guam 0.03%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 5.00% 2021 (escrowed to maturity)	2,305	2,322

Hawaii 0.14%
Airports System Rev. Bonds, Series 2018-D, 5.00% 2030	4,000	5,388
Airports System Rev. Ref. Bonds, Series 2011, AMT, 5.00% 2024	885	890
Highway Rev. Bonds, Series 2021, 5.00% 2027	1,000	1,241
City and County of Honolulu, Rev. Ref. G.O. Bonds, Series 2022-A, 5.00% 2027	1,555	1,862
Dept. of Transportation, Airports Division, Lease Rev. Certs. of Part., Series 2013, AMT, 5.00% 2023	1,000	1,095
		10,476

Idaho 0.05%
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2015-A, 5.00% 2026	1,515	1,844
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2021-A, 5.00% 2029	1,345	1,770
		3,614

Illinois 6.46%
Village of Bolingbrook, G.O. Rev. Ref. Bonds, Series 2013-A, 0.00% 2035 (preref. 2023)	9,800	5,380
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2013, 5.00% 2024	4,230	4,583
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 5.00% 2022	100	104
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2025	4,515	5,087
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2026	11,805	13,623
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2023	900	994
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2026	4,000	4,433
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2023	1,000	1,067
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2022	1,215	1,236
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2024	2,480	2,745
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2025	1,900	2,180
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2013-A, AMT, 5.00% 2022 (escrowed to maturity)	3,305	3,371
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2013-A, AMT, 5.00% 2023	5,000	5,336
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2025	1,000	1,020
City of Chicago, O’Hare International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2013-B, AMT, 5.00% 2022	3,000	3,059
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 2024	585	664
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2014, 5.00% 2022	1,100	1,122
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2022	860	877
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2014, 5.00% 2023	1,435	1,533
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2024	1,500	1,666
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2025	2,000	2,306
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2026	1,165	1,386
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2022	10,500	11,131
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2022	1,730	1,834
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2026	5,225	6,376
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2027	1,750	2,155
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2028	1,500	1,835

American Funds Tax-Exempt Funds	51

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Water Rev. Bonds, Series 1999, Assured Guaranty Municipal insured, 5.00% 2029	$1,000	$1,223
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2030	1,400	1,696
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2023	1,880	2,074
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 5.00% 2025	775	819
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.25% 2025	1,935	2,274
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2026	6,800	8,314
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 5.75% 2023	1,000	1,060
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2022	1,000	1,063
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	3,400	4,201
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 5.00% 2025	225	263
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 5.00% 2026	240	288
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.25% 2033	975	978
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2014, 5.00% 2021	375	375
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2008-A-1, 4.00% 2030	5,000	5,711
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2027	2,275	2,830
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2028	10,590	12,772
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2033	2,500	3,071
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2022	200	207
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2026	540	626
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2028	1,060	1,220
Fin. Auth., Rev. Bonds (Memorial Health System), Series 2019, 5.00% 2028	1,280	1,615
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2025	5,530	6,582
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2027	5,000	6,071
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2027	2,000	2,523
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2033	1,000	1,329
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2031	1,485	1,992
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	3,210	3,864
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2024	1,920	2,157
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.72% 2042 (put 2026)[2]	1,280	1,280
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2023	1,545	1,662
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2024	4,000	4,394
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2024	1,425	1,601
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2025	3,280	3,835
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026	1,215	1,470
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2027	8,640	10,772
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2028	3,135	3,889
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 5.00% 2022	1,665	1,727
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2028	4,000	4,656
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2029	9,500	11,050
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2028	4,160	5,363
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2029	2,125	2,799
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2030	2,205	2,960
Fin. Auth., Rev. Bonds (Trinity Health Credit Group), Series 2011, 5.00% 2022 (preref. 2021)	1,405	1,428
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025	2,490	2,964
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2023	1,970	2,058
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2023	750	831
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2026	1,165	1,379
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2029	1,500	1,770
Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2019, AMT, 0.55% 2044 (put 2021)	6,000	6,006
Fin. Auth., Water Facs. Rev. Ref. Bonds (American Water Capital Corp. Project), Series 2020, 0.70% 2040 (put 2023)	1,815	1,821
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2021	30,870	31,239
G.O. Bonds, Series 2017-A, 5.00% 2021	3,500	3,556
G.O. Bonds, Series 2016, 5.00% 2022	3,000	3,060
G.O. Bonds, Series 2013, 5.00% 2022	1,990	2,077

52	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
G.O. Bonds, Series 2017-D, 5.00% 2022	$1,790	$1,896
G.O. Bonds, Series 2013, 5.00% 2023	1,710	1,863
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	7,720	9,389
G.O. Bonds, Series 2020-B, 5.00% 2026	7,000	8,502
G.O. Bonds, Series 2017-D, 5.00% 2027	4,000	4,973
G.O. Bonds, Series 2020-B, 5.00% 2029	17,630	22,780
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2021	395	398
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022	4,000	4,096
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	2,500	3,039
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-B, AMT, 3.50% 2046	1,785	1,917
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-C, 3.50% 2046	1,140	1,229
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2018-A-1, 4.00% 2048	5,855	6,505
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)	5,585	5,593
Housing Dev. Auth., Multi Family Housing Rev. Notes (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.02% 2050 (put 2025)[2]	3,725	3,812
Housing Dev. Auth., Rev. Bonds, Series 2016-A, 4.00% 2046	1,155	1,238
Housing Dev. Auth., Rev. Bonds, Series 2017-B, 4.00% 2048	2,050	2,240
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	5,085	5,670
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2023	2,700	2,909
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, Assured Guaranty Municipal insured, 0% 2030	2,605	2,250
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2002-A, Assured Guaranty Municipal insured, 5.50% 2023	2,915	3,131
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2024	1,335	1,393
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2025	205	218
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2025	665	789
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2026	2,230	2,322
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2026	1,000	1,222
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	1,000	1,041
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2035	880	628
Metropolitan Water Reclamation Dist. of Greater Chicago, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2025	2,000	2,392
Metropolitan Water Reclamation Dist. of Greater Chicago, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	2,500	3,071
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	3,000	3,540
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 5.00% 2029	325	419
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2023	5,195	5,655
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2024	5,000	5,670
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2025	5,000	5,881
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2017-A, 5.00% 2027	3,000	3,689
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2027	2,000	2,459
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	2,900	3,083
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.25% 2036 (preref. 2023)	3,080	3,566
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.125% 2043 (preref. 2023)	2,500	2,887
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-A, 5.00% 2021	1,410	1,433
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2018-A, 5.00% 2022	1,000	1,020
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025	4,385	5,076
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2027	950	1,157
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2028	11,035	14,025
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-B, 5.00% 2028	515	655
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2029	4,560	5,962
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2031	6,000	7,928

American Funds Tax-Exempt Funds	53

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2033	$1,000	$1,208
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	560	599
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	1,680	1,945
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2026	4,000	4,793
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	1,500	1,854
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2028	2,000	2,542
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2020-A, 5.00% 2028	1,100	1,398
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2020-A, 5.00% 2030	2,310	3,062
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2005-A, National insured, 5.50% 2023	2,700	2,942
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2023	1,110	1,103
County of Will, G.O. Bonds, Series 2016, 5.00% 2045 (preref. 2025)	4,225	5,073
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.375% 2022	553	560
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.625% 2023	1,104	1,146
		488,784

Indiana 1.77%
Bond Bank, Special Program Gas Rev. Bonds, Series 2007-A, 5.25% 2021	5,190	5,241
Dev. Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 2.95% 2031 (put 2021)	1,000	1,005
Fin. Auth., Educational Facs. Rev. Bonds (Marian University Project), Series 2011, 6.375% 2041 (preref. 2021)	9,500	9,570
Fin. Auth., Environmental Facs. Rev. Ref. Bonds (Indianapolis Power & Light Co. Project), Series 2020-B, AMT, 0.95% 2038 (put 2026)	1,885	1,880
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	1,245	1,326
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2023	2,825	3,144
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)	8,860	9,620
Fin. Auth., Hospital Rev. Ref. Bonds (Indiana University Health Obligated Group), Series 2016-A, 5.00% 2023	1,500	1,669
Fin. Auth., Hospital Rev. Ref. Bonds (Indiana University Health Obligated Group), Series 2016-A, 5.00% 2024	1,000	1,158
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2022	1,940	2,011
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2022 (escrowed to maturity)	60	62
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2017-A, 5.00% 2026	1,365	1,683
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2017-A, 5.00% 2027	1,530	1,941
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2026	500	579
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2027	500	576
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2028	500	574
Fin. Auth., State Revolving Fund Green Bonds, Series 2019-E, 5.00% 2023	2,310	2,481
Fin. Auth., State Revolving Fund Green Bonds, Series 2019-E, 5.00% 2027	2,250	2,803
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2022	225	238
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2023	2,485	2,748
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2023	805	890
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2027	3,500	4,436
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2027	865	1,094
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2028	2,800	3,630
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2028	1,400	1,814
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023	270	293
Gary/Chicago International Airport Auth., Airport Dev. Zone Rev. Bonds, Series 2014, AMT, 5.50% 2025	2,980	2,992
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023	725	788
Housing and Community Dev. Auth., Collateralized Rev. Bonds (RD Moving Forward Justus Project), Series 2021, 0.33% 2024 (put 2023)	6,552	6,562
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A-2, AMT, 3.50% 2038	875	919
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-A-2, AMT, 4.00% 2039	700	735
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-B-1, 3.25% 2049	2,590	2,816
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	1,260	1,400
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	3,035	3,345
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2023	935	1,016
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2024	1,035	1,165

54	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2026	$1,610	$1,927
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2032	1,000	1,318
City of Indianapolis, Local Public Improvement Bond Bank Rev. Bonds, Series 2018-A, 5.00% 2037 (preref. 2029)	3,000	3,938
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2028	1,680	1,872
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2029	1,055	1,175
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2030	1,200	1,337
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2031	800	891
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2019-D, AMT, 5.00% 2029	5,250	6,781
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2014-D, AMT, 5.00% 2022	2,000	2,039
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2019-D, AMT, 5.00% 2026	7,625	9,122
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2026	2,000	2,302
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2016-A-1, AMT, 5.00% 2028	1,095	1,316
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2031	4,455	5,103
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2033	1,500	1,718
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2002-A, 2.75% 2025	1,515	1,651
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2009-A, 3.05% 2025	2,005	2,208
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2015, AMT, 5.00% 2045 (put 2022)	3,290	3,496
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2016-A, AMT, 5.00% 2046 (put 2023)	1,535	1,654
		134,052

Iowa 0.34%
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2019-A-2, 2.875% 2049	415	419
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.00% 2047	3,640	4,142
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	235	263
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2020, 3.25% 2050	3,860	4,259
Fin. Auth., Solid Waste Fac. Rev. Green Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021, AMT, 1.50% 2042 (put 2024)	4,305	4,354
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	6,700	8,104
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2028	1,400	1,798
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2031	1,180	1,615
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2033	565	765
		25,719

Kansas 0.05%
Turnpike Auth., Turnpike Rev. Ref. Bonds, Series 2020-A, 3.00% 2027	1,215	1,397
University of Kansas Hospital Auth., Health Facs. and Improvement Rev. Bonds (University of Kansas Health System), Series 2019-B, 5.00% 2027	1,315	1,636
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)	1,015	1,068
		4,101

American Funds Tax-Exempt Funds	55

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kentucky 0.99%
County of Carroll, Environmental Facs. Rev. Bonds, Series 2008-A, 2.00% 2032	$9,030	$9,465
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	4,975	4,489
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2011, 5.00% 2042 (preref. 2021)	1,430	1,432
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2011, 5.25% 2046 (preref. 2021)	5,100	5,109
Health Facs. Auth., Rev. Bonds (Catholic Health Initiatives), Series 2014-B, 2.70% 2039 (put 2021)	1,500	1,510
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	1,630	1,633
Housing Corp., Multi Family Housing Rev. Bonds (City View Park Project), Series 2020, 1.16% 2023 (put 2023)	2,500	2,513
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	10,950	10,996
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	5,865	5,885
Louisville/Jefferson Metro County Government, Pollution Control Rev. Bonds, Series 2001-A, 0.90% 2026	1,000	1,002
Louisville/Jefferson Metro County Government, Pollution Control Rev. Bonds (Louisville Gas and Electric Company Project), Series 2003-A, 2.00% 2033	2,750	2,813
County of Owen, Water Facs. Rev. Ref. Bonds (Kentucky - American Water Co. Project), Series 2019, 2.45% 2039 (put 2029)	5,250	5,701
County of Owen, Water Facs. Rev. Ref. Bonds (Kentucky - American Water Co. Project), Series 2019, 0.70% 2040 (put 2023)	2,050	2,058
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	2,060	2,169
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	8,890	10,008
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	1,435	1,596
County of Trimble, Pollution Control Rev. Ref. Bonds (Louisville Gas and Electric Co. Project), Series 2016-A, AMT, 1.30% 2044 (put 2027)	5,500	5,588
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2022	535	552
		74,519

Louisiana 1.53%
City of Alexandria, Utilities Rev. Bonds, Series 2013-A, 5.00% 2038 (preref. 2023)	1,000	1,086
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2029	1,000	1,215
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2022	1,300	1,353
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2024 (preref. 2022)	1,000	1,040
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2022	685	718
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2028	2,000	2,565
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2023	215	230
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2024	255	285
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2025	360	418
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 1.30% 2041 (put 2028)	18,425	19,015
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2027	1,000	1,235
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2028	1,000	1,268
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,000	1,304
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-2, 0.55% 2043 (put 2022)	6,040	6,041
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-1, 0.60% 2043 (put 2023)	13,130	13,150
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-A, 0.60% 2043 (put 2023)	10,870	10,887
Grant Anticipation Rev. Bonds, Series 2021, 5.00% 2023	3,330	3,669
Housing Corp., Multi Family Housing Rev. Bonds (Arbours at Lafayette Project), Series 2021, 0.35% 2024 (put 2023)	6,985	7,003
Housing Corp., Multi Family Housing Rev. Bonds (Byers Estates V Project), Series 2021, 0.35% 2024 (put 2023)	2,385	2,387
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)	2,010	2,012
Housing Corp., Multi Family Housing Rev. Bonds (Stone Vista Apartments Projects), Series 2020, 0.32% 2023 (put 2022)	1,000	1,001

56	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Housing Corp., Single Family Mortgage Bonds (Home Ownership Program), Series 2020-B, 3.50% 2050	$1,915	$2,129
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2021-B, 3.00% 2051	3,020	3,330
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2027	2,600	3,292
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-A, 2.00% 2030	850	874
City of New Orleans, Sewerage Service Rev. Bonds, Series 2020-B, 5.00% 2029	1,000	1,299
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2027	1,000	1,190
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2028	900	1,069
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2007-A, 1.65% 2027 (put 2023)	6,060	6,162
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2013-A, 1.65% 2033 (put 2023)	665	676
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2020-B, 5.00% 2050 (put 2025)	3,055	3,577
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	285	294
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	940	977
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2022	195	202
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2023	175	189
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2024	135	155
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2025	255	291
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2026	240	295
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	7,235	7,508
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	4,200	4,557
		115,948

Maine 0.03%
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2026	190	229
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2027	210	258
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2028	255	319
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2029	245	311
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2030	150	193
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-E-1, AMT, 3.50% 2035	550	576
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-B, 3.50% 2040	270	280
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2013-B, 4.00% 2043	70	72
		2,238

Maryland 1.03%
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2022	830	843
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2023	815	859
Community Dev. Administration, Dept. of Housing and Community Dev., Multi Family Housing Dev. Rev. Bonds (Somerset Extension), Series 2019-H, 1.795% 2022	2,445	2,461
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-B, AMT, 3.25% 2044	240	247
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-C, 4.00% 2044	50	53
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-B, AMT, 4.50% 2048	2,780	3,113
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	2,015	2,273
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	10,260	11,432
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 3.25% 2050	8,475	9,337
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-C, 3.50% 2050	3,565	3,909
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-A, 3.75% 2050	2,335	2,598
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2023	1,000	1,051
G.O. Bonds, State and Local Facs. Loan of 2014, Series 2014-B-2, 5.00% 2025 (preref. 2022)	4,245	4,453
G.O. Bonds, State and Local Facs. Loan of 2020, Series 2020-A-1, 5.00% 2024	1,000	1,128
G.O. Bonds, State and Local Facs. Loan of 2020, Series 2020-A-2, 5.00% 2029	4,000	5,337
Health and Higher Education Auth., Rev. Bonds (The Johns Hopkins University Issue), Series 2012-A, 5.00% 2041 (preref. 2022)	2,100	2,195

American Funds Tax-Exempt Funds	57

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (MedStar Health Issue), Series 2015, 5.00% 2027	$5,000	$5,804
County of Montgomery, Housing Opportunities Commission, Program Rev. Bonds, Series 2019-A, 4.00% 2049	3,680	4,130
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	1,940	2,112
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2024	1,165	1,340
County of Prince George, G.O. Consolidated Public Improvement Bonds, Series 2011-A, 5.00% 2026 (preref. 2021)	310	312
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 5.00% 2028	4,000	5,176
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 5.00% 2033	6,035	8,081
		78,244

Massachusetts 1.16%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	2,480	2,479
Dev. Fin. Agcy., Rev. Bonds (Berkshire Health Systems Issue), Series 2012-G, 5.00% 2021	1,500	1,512
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2026	1,000	1,219
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2027	1,500	1,881
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2028	1,200	1,542
Dev. Fin. Agcy., Rev. Bonds (Boston Medical Center Issue), Series 2012-C, 5.25% 2025	2,390	2,497
Dev. Fin. Agcy., Rev. Bonds (CareGroup Obligated Group Issue), Series 2016-I, 5.00% 2025	2,500	2,949
Dev. Fin. Agcy., Rev. Bonds (CareGroup Obligated Group Issue), Series 2016-I, 5.00% 2026	1,000	1,219
Dev. Fin. Agcy., Rev. Bonds (Mass General Brigham Issue), Series 2020-A-2, 5.00% 2023	6,725	7,355
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-2, 5.00% 2038 (put 2025)	5,000	5,816
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-4, 5.00% 2038 (put 2024)	2,500	2,798
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2024	2,000	2,268
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2025	1,275	1,498
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2026	1,150	1,395
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2027	1,150	1,393
Dev. Fin. Agcy., Rev. Bonds (Williams College Issue), Series 2011-N, 0.45% 2041 (put 2025)	2,685	2,693
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2017-A, AMT, 5.00% 2022	1,000	1,045
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2017-A, AMT, 5.00% 2023	2,500	2,723
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2019-B, AMT, 3.00% 2035	4,220	4,364
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2020-B, AMT, 2.625% 2036	1,215	1,271
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2021-B, AMT, 2.00% 2037	2,200	2,230
Federal Highway Grant Anticipation Notes (Accelerated Bridge Program), Series 2013-A, 5.00% 2024 (preref. 2022)	2,170	2,263
Housing Fin. Agcy., Construction Loan Notes, Series 2017-B, 2.05% 2021	410	410
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.30% 2023	495	495
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.40% 2024	635	636
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 167, 4.00% 2043	135	139
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 181, 4.00% 2044	575	609
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 183, 3.50% 2046	610	645
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 190, 4.00% 2048	5,960	6,468
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 215, 4.00% 2050	2,925	3,312
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 177, AMT, 4.00% 2039	910	960
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 188, AMT, 4.00% 2043	2,580	2,785
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 171, 4.00% 2044	140	145
Port Auth., Rev. Bonds, Series 2017-A, AMT, 5.00% 2026	2,510	3,044
School Building Auth., Dedicated Sales Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2030 (preref. 2022)	8,000	8,408
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	2,080	2,757
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2030	1,860	2,520
		87,743

Michigan 2.87%
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	1,395	1,458
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2024	1,000	1,158
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2025	1,000	1,201
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2026	1,000	1,239
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	35,895	38,248

58	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Fin. Auth., Hospital Rev. Ref. Bonds (Beaumont Health Credit Group), Series 2015-A, 5.00% 2025	$3,000	$3,425
Fin. Auth., Hospital Rev. Ref. Bonds (Henry Ford Health System), Series 2016, 5.00% 2027	5,095	6,247
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.15% 2021	830	830
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022	380	380
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2022	2,500	2,654
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2022	5,000	5,222
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2023	1,215	1,326
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2027	1,750	2,061
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 5.00% 2021	1,650	1,668
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2026	895	1,085
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2029	1,795	2,350
County of Genesee, Water Supply System Limited Tax G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2022	515	546
County of Genesee, Water Supply System Limited Tax G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2023	500	553
County of Genesee, Water Supply System Limited Tax G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2024	850	959
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2032	750	996
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-A, 5.00% 2033	1,000	1,330
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-C, 5.00% 2028	2,000	2,443
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-C, 5.00% 2029	2,000	2,436
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	13,515	14,063
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2022	700	746
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2012-C, 5.00% 2026 (preref. 2022)	3,670	3,819
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2034 (put 2022)	3,580	3,725
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	5,740	5,757
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Mid Apartments Project), Series 2021, 0.40% 2024 (put 2023)	4,335	4,349
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025	1,700	1,703
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 1.80% 2031	1,000	1,012
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A, 4.00% 2046	430	459
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	10,025	10,726
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	1,995	2,150
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	3,145	3,445
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	13,800	15,317
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2049	6,660	7,444
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	5,140	5,707
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-B, 3.75% 2050	3,355	3,715
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	14,435	15,937
County of Lenawee, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Promedica Healthcare Obligated Group), Series 2011-B, 6.00% 2035 (preref. 2021)	3,010	3,061
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2026	2,110	2,551
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2031	2,460	3,184
Board of Trustees of Michigan State University, Rev. Ref. Bonds, Series 2020-A, 5.00% 2030	950	1,284
County of Monroe, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Project), Series 1992-AA, National insured, 6.95% 2022	5,000	5,362
Strategic Fund, Limited Obligation Rev. Bonds (Consumers Energy Co. Project), Series 2019, AMT, 1.80% 2049 (put 2024)	4,290	4,446
Strategic Fund, Exempt Facs. Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 0.58% 2027 (put 2024)	3,500	3,500
Trunk Line Fund Bonds (Rebuilding Michigan Program), Series 2020-B, 5.00% 2027	5,000	6,373

American Funds Tax-Exempt Funds	59

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2011-A, AMT, 5.00% 2021	$3,235	$3,287
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-F, AMT, 5.00% 2025	2,500	2,985
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-F, AMT, 5.00% 2026	1,000	1,186
		217,108

Minnesota 1.00%
County of Dakota, Community Dev. Agcy., Multi Family Housing Rev. Bonds (Ree-Aster House Apartments Project), Series 2020, 0.35% 2024 (put 2023)	4,000	4,011
Higher Education Supplemental Loan Auth., Rev. Bonds, Series 2020, AMT, 2.65% 2038	4,000	4,146
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	4,940	4,943
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2013-A, AMT, 3.00% 2031	180	185
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-B, 4.00% 2038	90	96
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-A, AMT, 4.00% 2041	1,760	1,850
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-C, AMT, 4.00% 2045	1,015	1,084
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-B, 3.50% 2046	1,800	1,924
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-E, AMT, 3.50% 2046	1,025	1,083
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2016-E, 4.00% 2047	550	589
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	3,450	3,778
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	2,420	2,643
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049	10,335	11,550
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2019-B, 4.25% 2049	4,095	4,598
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-E, 3.50% 2050	4,435	4,922
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	1,115	1,233
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	3,900	4,278
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	3,730	4,108
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	6,090	6,728
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)	2,780	2,781
City of Minneapolis, Metropolitan Airports Commission, Airport Rev. and Rev. Ref. Bonds, Series 2019-B, AMT, 5.00% 2022	4,345	4,431
Regents of the University of Minnesota, G.O. Bonds, Series 2011-D, 5.00% 2028 (preref. 2021)	1,180	1,199
Regents of the University of Minnesota, G.O. Rev. Ref. Bonds, Series 2017B, 5.00% 2021	3,640	3,699
		75,859

Mississippi 0.24%
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2025	1,245	1,446
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2026	1,045	1,255
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2024	1,000	1,146
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2026	2,925	3,458
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	2,120	2,120
Home Corp., Single Family Mortgage Rev. Bonds, Series 2017-C, AMT, 4.00% 2046	1,360	1,465
Home Corp., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2048	2,120	2,339
Home Corp., Single Family Mortgage Rev. Bonds, Series 2020-B, 3.25% 2050	4,380	4,823
		18,052

Missouri 0.81%
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-B, 5.00% 2052 (put 2028)	20,285	25,908
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Saint Luke’s Health System, Inc.), Series 2016, 5.00% 2025	1,500	1,791
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	2,070	2,182
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-B, 3.25% 2047	2,130	2,283

60	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-A, 4.25% 2047	$1,640	$1,835
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2018-A, 4.25% 2049	1,310	1,454
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	4,515	4,991
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-B, 3.00% 2052	6,275	6,923
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	2,995	3,298
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-2, 4.00% 2045	1,470	1,578
Kansas City, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Cathedral Towers), Series 2020, 0.35% 2024 (put 2022)	7,000	7,009
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2031	1,250	1,619
		60,871

Montana 0.18%
Board of Housing, Single Family Mortgage Bonds, Series 2015-B-2, AMT, 3.50% 2042	295	311
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	905	963
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	3,545	3,931
Board of Housing, Single Family Mortgage Bonds, Series 2020-C, 3.00% 2050	1,900	2,078
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 4.00% 2050	3,630	4,099
Board of Housing, Single Family Mortgage Bonds, Series 2021-A-1, 3.00% 2051	2,315	2,546
		13,928

Nebraska 0.67%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2022	1,000	1,052
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2032 (preref. 2022)	4,000	4,205
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2042	2,455	2,581
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2026	1,155	1,374
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2017-B, AMT, 3.50% 2040	4,255	4,564
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-A, 3.00% 2043	160	162
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-E, 3.00% 2043	5	5
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	490	516
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	2,495	2,597
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-A, 3.50% 2045	1,380	1,459
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	1,715	1,836
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	1,010	1,024
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	2,845	3,121
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	1,480	1,618
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019-B, AMT, 4.00% 2049	4,330	4,749
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	10,865	12,017
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-C, 3.00% 2050	2,285	2,497
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-A, 3.50% 2050	3,795	4,207
Public Power Dist., G.O. Rev. Bonds, Series 2012-A, 5.00% 2029 (preref. 2022)	1,235	1,260
		50,844

Nevada 1.03%
Dept. of Business and Industry, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.25% 2050 (put 2022)[3]	8,760	8,762
Clark County School Dist., Limited Tax G.O. Bonds, Series 2016-F, 5.00% 2026	2,470	2,999
Clark County School Dist., Limited Tax G.O. Building and Rev. Ref. Bonds, Series 2017-C, 5.00% 2027	3,045	3,798
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 5.00% 2026	1,550	1,886
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2027	4,000	5,015
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, Assured Guaranty Municipal insured, 5.00% 2027	2,000	2,507
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2022	2,810	2,934

American Funds Tax-Exempt Funds	61

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2023	$1,555	$1,660
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2027	2,500	2,662
City of Henderson, Local Improvement Dist. No. T-14 (Anthem), Local Improvement Bonds, Series 2017, 2.375% 2022	910	919
City of Henderson, Local Improvement Dist. No. T-14 (Anthem), Local Improvement Bonds, Series 2017, 2.50% 2023	940	967
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Local Improvement Bonds, Series 2017, 2.00% 2022	905	923
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Local Improvement Bonds, Series 2017, 2.25% 2024	520	542
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Local Improvement Bonds, Series 2017, 2.50% 2025	550	583
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	2,245	2,246
Housing Division, Multi Unit Housing Rev. Bonds (Whittell Pointe Apartments), Series 2020, 0.30% 2023 (put 2022)	5,415	5,422
Housing Division, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2049	1,780	1,976
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2025	2,185	2,517
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,200	1,422
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2024	1,960	2,228
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	1,575	1,611
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2026	5,045	6,162
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2027	2,275	2,856
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	1,500	1,933
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-C, AMT, 0.625% 2036 (put 2022)	1,120	1,123
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-F, AMT, 2.05% 2036 (put 2022)	8,000	8,099
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-E, AMT, 2.05% 2036 (put 2022)	4,000	4,050
		77,802

New Hampshire 0.31%
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2024	1,250	1,429
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2025	1,250	1,480
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2026	1,250	1,527
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2027	1,250	1,524
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	4,527	5,509
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2018-A, AMT, (SIFMA Municipal Swap Index + 0.75%) 0.395% 2033 (put 2021)[2]	11,975	11,978
		23,447

New Jersey 1.64%
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2023	1,000	1,086
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2024	1,000	1,132
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,210
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2024	1,500	1,698
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2025	1,000	1,171
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2026	1,000	1,207
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2015-XX, 5.00% 2025	8,000	9,368
Econ. Dev. Auth., Transportation Project Sublease Rev. Ref. Bonds (New Jersey Transit Corp. Projects), Series 2017-B, 5.00% 2026	4,800	5,855
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-E, AMT, 0.85% 2025	905	904

62	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.10% 2029 (put 2027)	$1,345	$1,350
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.20% 2034 (put 2023)	11,105	11,246
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2019-A, AMT, 2.20% 2039 (put 2029)	5,140	5,523
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2025	1,340	1,582
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2027	1,250	1,531
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2022	1,500	1,564
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2025	1,000	1,182
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2026	900	1,099
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2027	1,150	1,446
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2012-1-A, AMT, 5.00% 2021	4,000	4,062
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2020-A, AMT, 5.00% 2027	1,000	1,241
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	1,000	1,244
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 2.50% 2040	2,760	2,849
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2026	335	407
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2027	335	416
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 5.00% 2026	1,425	1,731
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 5.00% 2027	1,325	1,644
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Pilgrim Baptist Village I & II), Series 2019-E, 1.50% 2022 (put 2021)	8,480	8,489
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	7,030	7,914
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	5,970	6,767
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-E, 3.50% 2051	7,615	8,493
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2012-A, 5.00% 2023	1,500	1,590
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,307
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2022	2,660	2,766
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2026	3,000	3,644
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2027	3,140	3,927
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2028	3,000	3,594
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2028	2,000	2,558
Transportation Trust Fund Auth., Transportation System Rev. Ref. Bonds, Series 2006-A, 5.50% 2021	4,070	4,149
Transportation Trust Fund Auth., Transportation System Rev. Ref. Bonds, Series 2015-AA, 5.00% 2023	1,000	1,089
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	2,140	2,591
Turnpike Auth., Turnpike Rev. Bonds, Series 2014-A, 5.00% 2028	1,400	1,590
		124,216

New Mexico 0.99%
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2025	400	474
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2026	275	336
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2028	375	481
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-D, 1.10% 2040 (put 2023)	15,750	15,994
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	16,515	16,863
G.O. Bonds (Capital Projects), Series 2015, 5.00% 2025	2,430	2,847
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-A, 5.00% 2029	1,195	1,574
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-A, 5.00% 2030	1,110	1,461
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2016-A-2, Class I, AMT, 3.50% 2046	2,080	2,225
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2017-B-2, Class I, AMT, 3.75% 2048	1,010	1,098
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	3,235	3,600
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050	5,875	6,570
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-A, Class I, 3.00% 2052	5,765	6,362

American Funds Tax-Exempt Funds	63

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Mexico (continued)
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	$3,990	$4,417
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 4.00% 2022	905	931
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)	8,430	9,802
		75,035

New York 8.73%
Dormitory Auth., Rev. Bonds (Sloan-Kettering Cancer Center), Series 2012, 5.00% 2034 (preref. 2022)	1,255	1,281
Dormitory Auth., Rev. Green Bonds (Cornell University), Series 2019-D, 5.00% 2033	1,000	1,442
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022	4,415	4,532
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2026	4,000	4,845
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2030	15,000	20,240
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2018-A, 5.00% 2030	12,000	15,546
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2030	9,040	11,385
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2030	3,035	4,088
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 5.00% 2030	2,475	3,340
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2032	12,925	17,424
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2033	1,000	1,322
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2022	2,110	2,174
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-C, 5.00% 2024	12,500	14,105
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2028	1,740	2,139
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-C, 5.00% 2029	2,995	3,839
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2033	1,405	1,782
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2038	1,000	1,120
City of Geneva, Dev. Corp., Rev. Ref. Bonds (Hobart and William Smith Colleges Project), Series 2012, 5.00% 2032 (preref. 2022)	1,120	1,179
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2018-H, 2.75% 2022	5,000	5,162
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 1.55% 2023	5,330	5,359
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-K, 0.70% 2024	6,330	6,364
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.85% 2024	2,885	2,892
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-I, 1.75% 2024	1,900	1,915
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025	8,015	8,031
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-2, 0.75% 2025	5,225	5,235
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.95% 2025	2,000	2,012
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 1.10% 2026	2,250	2,263
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)	4,475	4,487
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-E-2, 0.65% 2056 (put 2025)	1,845	1,850
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	9,200	9,231
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	5,535	5,553
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042	1,000	1,051
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-B, 5.00% 2021	250	253
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2016-D, 5.00% 2021	125	127
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2008-B-2, 5.00% 2022	460	488
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2023	935	1,034
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2013-E, 5.00% 2023	350	387
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2024	5,050	5,805
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2027	3,150	3,663
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2029 (preref. 2022)	1,000	1,064
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)	2,000	2,127
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2011-A, 5.00% 2041 (preref. 2021)	4,075	4,132
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2044 (put 2022)[2]	7,750	7,717
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	17,920	23,598
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2047 (preref. 2022)	9,000	9,571
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-B, 5.00% 2024	1,165	1,339
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-F, 5.00% 2027	2,815	3,334
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	7,370	7,424
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-1, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	5,000	5,037

64	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.833% 2032 (put 2026)[2]	$3,675	$3,745
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-G-4, 0.617% 2030 (put 2022)[2]	465	467
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2022	1,150	1,221
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2023	1,035	1,145
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2024	1,425	1,637
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2025	2,250	2,674
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2018-B, 5.00% 2025	1,700	2,021
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2027	1,400	1,757
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2028	1,185	1,523
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2029	1,000	1,311
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2032	1,050	1,387
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.55% 2023	380	381
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.75% 2024	825	828
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 52, AMT, 3.50% 2030	830	870
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 191, AMT, 3.50% 2034	95	98
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 206, AMT, 4.00% 2037	1,730	1,862
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 48, 2.625% 2041	95	97
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	4,780	5,078
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	13,325	14,672
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	2,445	2,577
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	1,680	1,789
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	4,230	4,524
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 217, 4.00% 2049	10,630	11,699
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 226, AMT, 3.50% 2050	985	1,075
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.65% 2024	715	717
New York City G.O. Bonds, Series 1994-A-4, 5.00% 2021	2,420	2,420
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2022	1,140	1,206
New York City G.O. Bonds, Series 2014-G, 5.00% 2023	1,550	1,702
New York City G.O. Bonds, Series 2015-A, 5.00% 2025	4,915	5,838
New York City G.O. Bonds, Series 2018-C, 5.00% 2027	1,200	1,516
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2028	10,000	12,952
New York City G.O. Bonds, Series 2017-C, 5.00% 2028	4,300	5,333
New York City G.O. Bonds, Series 2018-A, 5.00% 2028	3,700	4,669
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2028	1,400	1,821
New York City G.O. Bonds, Series 2015-C, 5.00% 2028	1,000	1,161
New York City G.O. Bonds, Series 2016-C, 5.00% 2029	1,000	1,200
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2030	22,675	30,618
New York City G.O. Bonds, Series 2019-E, 5.00% 2030	2,235	2,897
New York City G.O. Bonds, Series 2008-L-6, 5.00% 2030	2,000	2,612
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2032	5,245	7,007
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2032	2,110	2,764
New York City G.O. Bonds, Series 2012-D-1, 5.00% 2036 (preref. 2021)	1,000	1,008
New York City G.O. Bonds, Series 2014-D-3, 5.00% 2038 (put 2024)	1,015	1,108
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	2,920	3,422
New York City Health and Hospitals Corp., Health System Bonds, Series 2013-A, 5.00% 2023	2,000	2,150
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2026	2,055	2,476
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 4.00% 2027	2,250	2,672
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2027	2,675	3,322
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022	1,480	1,480
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2016-C-2, 0.23% 2050 (put 2022)	1,760	1,760
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	3,905	3,930
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2020-D-2, 0.70% 2060 (put 2024)	1,450	1,457
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2020-A-3, 1.125% 2060 (put 2024)	2,900	2,917
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-1, 1.65% 2030	750	763
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	5,150	5,325

American Funds Tax-Exempt Funds	65

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-G-2-A, 2.00% 2057 (put 2021)	$1,915	$1,923
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	1,400	1,408
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	7,215	7,258
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	8,340	8,378
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-2, 4.00% 2024	2,000	2,223
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2012-FF, 5.00% 2045	1,000	1,043
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-C-1, 5.00% 2021	4,140	4,190
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2003-A-1, 5.00% 2022	1,305	1,321
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022	310	321
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2012-E-1, 5.00% 2023	1,200	1,229
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023	615	661
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024	9,475	10,954
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2026	3,370	4,181
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2003-C-3, 5.00% 2026	1,400	1,723
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-C, 5.00% 2027	5,000	5,876
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-G-1, 5.00% 2027	4,545	5,786
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2027	2,000	2,546
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2003-C-3, 5.00% 2027	1,400	1,770
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-C, 5.00% 2028	1,000	1,251
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A, 5.00% 2032	4,500	6,089
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2032	890	1,206
New York City Transitional Fin. Auth., Recovery Bonds, Series 2020-1, 5.00% 2021	13,445	13,608
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 4.00% 2022	5,185	5,311
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 2.00% 2022	750	757
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 4.00% 2023	710	749
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2022	1,725	1,804
Port Auth., Consolidated Bonds, Series 207, AMT, 5.00% 2022	1,000	1,054
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2023	1,405	1,536
Port Auth., Consolidated Bonds, Series 195, AMT, 5.00% 2025	1,540	1,825
Port Auth., Consolidated Bonds, Series 221, AMT, 5.00% 2028	1,000	1,279
Port Auth., Consolidated Rev. Ref. Bonds, Series 186, AMT, 5.00% 2023	5,000	5,523
Public Housing Capital Fund Rev. Trust I, Trust Certs., Series 2012, 4.50% 2022[3]	448	451
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 5.00% 2030	3,000	3,963
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2030	1,000	1,264
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 5.00% 2033	10,000	13,540
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2023	1,500	1,665
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2024	2,690	3,103
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2027	1,340	1,697
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2029	810	1,072
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2008-B-1, 5.00% 2022	635	675
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2016-A, 5.00% 2024	1,020	1,180
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2013-B, 5.00% 2021	560	568
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2013-B, 5.00% 2022	200	213
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2030	1,220	1,618
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (Econ. Dev. and Housing), Series 2004-A-2, National insured, 5.50% 2024	3,835	4,375
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2025	2,000	2,346
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2028	4,510	5,429

66	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2028	$2,455	$3,159
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2029	1,750	2,307
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2029	1,500	1,684
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2030	2,250	2,699
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2030	2,000	2,699
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2031	1,000	1,352
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2032	21,000	28,266
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2033	10,695	14,327
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025	1,190	1,327
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (EG Mt. Vernon Preservation, LP Project), Series 2020, 0.30% 2023 (put 2022)	4,720	4,726
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe LP Project), Series 2021, 0.28% 2024 (put 2023)	14,060	14,075
City of Yonkers, G.O. Bonds, Series 2011-A, Assured Guaranty Municipal insured, 5.00% 2024 (preref. 2024)	740	746
		660,258

North Carolina 1.52%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	10,350	10,355
City of Charlotte, Charlotte Douglas International Airport, Airport Rev. Ref. Bonds, Series 2014-A, 5.00% 2026	2,000	2,277
City of Charlotte, Water and Sewer System Rev. Ref. Bonds, Series 2020, 5.00% 2028	1,000	1,301
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	2,530	2,531
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (Oakley Square Apartments Project), Series 2020-A, 0.30% 2024 (put 2022)	2,675	2,676
Educational Assistance Auth., Student Loan Rev. Bonds, Series 2020-A, AMT, 5.00% 2026	1,000	1,179
G.O. Public Improvement Bonds (Connect NC), Series 2019-B, 5.00% 2028	1,160	1,504
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	4,715	4,718
Grant Anticipation Rev. Vehicle Bonds, Series 2019, 5.00% 2023	6,370	6,858
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-D, 5.00% 2049 (put 2031)	4,680	6,466
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-C, 5.00% 2050 (put 2028)	8,810	11,474
Housing Fin. Agcy., Home Ownership Rev. and Rev. Ref. Bonds (1998 Trust Agreement), Series 45, 3.00% 2051	4,275	4,687
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	800	888
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 41, 4.00% 2050	2,700	2,986
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 37-A, AMT, 3.50% 2039	3,830	4,035
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 39-B, 4.00% 2048	2,130	2,342
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	1,795	1,951
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	3,710	4,181
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	1,740	1,941
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)	3,710	3,717
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2022	1,540	1,595
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2023	2,430	2,634
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2029	1,500	1,952
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2030	1,000	1,231
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2031	1,370	1,796
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2031	1,000	1,230
City of Sanford, Housing Auth., Multi Family Housing Rev. Bonds (Matthews Garden Gilmore), Series 2020, 0.30% 2023 (put 2022)	1,500	1,502
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019-B, (1-month USD-LIBOR x 0.67 + 0.35%) 0.192% 2034 (put 2022)[2]	8,000	8,001
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.467% 2041 (put 2022)[2]	9,850	9,872
County of Wake, G.O. Public Improvement Bonds, Series 2014, 5.00% 2021	505	507
County of Wake, Limited Obligation Bonds, Series 2021, 5.00% 2023	6,300	6,792
		115,179

North Dakota 0.68%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	8,205	8,222
City of Fargo, Health System Rev. Bonds, Series 2011, 6.25% 2031 (preref. 2021)	4,260	4,323
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	13,275	14,294

American Funds Tax-Exempt Funds	67

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Dakota (continued)
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2014-A, 4.00% 2034	$160	$168
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	215	227
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	265	277
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-D, 4.00% 2046	2,615	2,778
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2016-B, AMT, 4.00% 2047	1,565	1,683
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	3,955	4,310
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-F, 4.00% 2048	650	710
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2018-D, 4.25% 2049	2,300	2,543
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	1,815	2,018
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, 3.75% 2050	1,575	1,746
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2020-B, 3.00% 2051	2,835	3,107
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	4,810	5,311
		51,717

Ohio 3.22%
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2005-C, AMT, 2.10% 2028 (put 2024)	7,935	8,309
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2005-A, AMT, 2.10% 2029 (put 2024)	15,000	15,703
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2027	2,605	3,302
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2029	3,165	4,192
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2030	4,000	5,344
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-B, 5.00% 2047 (put 2022)	9,425	9,759
County of Allen, Hospital Facs. Rev. Ref. and Improvement Bonds (Catholic Health Partners), Series 2012-A, 5.00% 2022	3,300	3,419
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2028	2,600	3,315
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	1,765	2,305
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	510	668
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2030	725	971
City of Cincinnati, Unlimited Tax G.O. Bonds, Series 2014-A, 5.00% 2024 (preref. 2022)	1,270	1,322
City of Cleveland, Airport System Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	1,850	2,139
City of Cleveland, Water Rev. Bonds, Series 2020-FF, 5.00% 2027	1,100	1,368
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2025	950	1,089
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2026	1,000	1,182
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2027	1,500	1,822
Dayton Metro Library, Library Improvement Bonds, Series 2013-A, 5.00% 2038 (preref. 2021)	1,215	1,235
G.O. Conservation Projects Bonds, Series 2019-A, 2.00% 2022	620	627
G.O. Higher Education Bonds, Series 2021-A, 5.00% 2025	440	518
G.O. Higher Education Bonds, Series 2021-A, 5.00% 2027	1,340	1,681
G.O. Common Schools Bonds, Series 2021-A, 5.00% 2025	1,000	1,183
G.O. Common Schools Bonds, Series 2021-A, 5.00% 2027	1,075	1,353
G.O. Common Schools Rev. Ref. Bonds, Series 2020-B, 5.00% 2023	1,825	2,015
G.O. Common Schools Rev. Ref. Bonds, Series 2017-B, 5.00% 2026	1,000	1,233
G.O. Common Schools Rev. Ref. Bonds, Series 2021-B, 5.00% 2028	1,370	1,783
County of Geauga, Rev. Bonds (South Franklin Circle Project), Series 2012-A, 8.00% 2047 (preref. 2022)[1]	6,925	7,817
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2025	1,180	1,357
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2028	6,420	8,078
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2029	7,300	9,422
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2030	2,220	2,927
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)	4,860	4,866
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	2,775	2,781
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)	6,035	6,037
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (The Arts Apartments Project), Series 2020-A, 0.35% 2023 (put 2022)	6,250	6,271
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-K, 3.50% 2046	2,130	2,283
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-D, 4.00% 2047	2,490	2,673

68	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-B, AMT, 4.50% 2047	$1,355	$1,478
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	7,855	8,502
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	2,760	3,088
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	10,835	12,170
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-B, 4.50% 2050	1,605	1,806
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2028	6,300	8,234
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2029	2,825	3,777
North East Ohio Regional Sewer Dist., Wastewater Improvement Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2044 (preref. 2024)	6,500	7,530
Ohio University, General Receipts Bonds, Series 2013, 5.00% 2039 (preref. 2022)	1,500	1,598
Ohio University, General Receipts Bonds, Series 2013, 5.00% 2043 (preref. 2022)	2,000	2,131
Port Auth., Gas Supply Rev. Ref. Bonds, Series 2019, 5.00% 2049 (put 2025)	8,685	10,001
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2022	1,825	1,904
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2022	1,550	1,654
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2023	2,590	2,869
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2023	2,305	2,504
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2024	1,360	1,560
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, 5.00% 2024	625	705
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2026	865	1,006
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2027	500	580
Public Facs. Commission, Higher Education G.O. Bonds, Series 2015-C, 5.00% 2028	9,000	10,525
Rev. Bonds (Premier Health Partners Obligated Group), Series 2020, 5.00% 2032	1,000	1,294
Rev. Bonds (Premier Health Partners Obligated Group), Series 2020, 5.00% 2033	415	535
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025	855	917
Turnpike and Infrastructure Commission, Rev. Ref. Bonds, Series 1998-A, National insured, 5.50% 2026	6,500	7,801
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2029	1,000	1,268
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2030	1,325	1,670
Water Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 3.25% 2022	3,500	3,637
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023	1,420	1,548
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2019-A, 5.00% 2029	1,400	1,841
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2032	5,000	6,718
		243,200

Oklahoma 0.11%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023	4,470	4,889
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2020-B, 3.25% 2050	1,990	2,203
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2032	880	1,178
		8,270

Oregon 1.01%
Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2029	775	962
Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2030	1,035	1,304
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2020, 3.50% 2050	3,790	4,211
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2027	500	633
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2028	500	650

American Funds Tax-Exempt Funds	69

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oregon (continued)
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)	$8,335	$8,357
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	1,640	1,642
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2015-A, 3.50% 2036	2,005	2,112
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	4,405	4,779
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2016-A, 4.00% 2047	440	471
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-A, 4.50% 2049	1,430	1,569
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-A, 3.50% 2051	3,260	3,628
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-C, 3.00% 2052	3,490	3,827
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2026	1,500	1,816
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2027	1,780	2,217
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2031	4,000	5,263
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2032	3,300	4,328
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-C, 5.00% 2024	1,400	1,586
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-B, 5.00% 2026	1,700	2,003
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-A, 5.00% 2026	950	1,119
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2025 (preref. 2022)	7,000	7,444
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2026 (preref. 2024)	1,390	1,610
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2027 (preref. 2024)	5,225	6,053
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2029 (preref. 2024)	4,785	5,543
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030 (preref. 2024)	2,735	3,168
		76,295

Pennsylvania 3.38%
County of Allegheny, Airport Auth., Airport Rev. Bonds, Series 2012-A-1, AMT, 5.00% 2024 (preref. 2022)	1,025	1,045
County of Allegheny, G.O. Bonds, Series C-70, 5.00% 2034 (preref. 2022)	1,000	1,066
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 5.00% 2022	1,000	1,047
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2021-B, 5.00% 2025	740	882
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2021-B, 5.00% 2026	1,165	1,433
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2021-B, 5.00% 2027	975	1,232
County of Berks, G.O. Bonds, Series 2015, 4.00% 2027 (preref. 2023)	665	724
County of Bucks, Industrial Dev. Auth., Solid Waste Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 2.75% 2022	400	414
County of Chester, G.O. Bonds, Series 2011, 5.00% 2032 (preref. 2021)	2,505	2,540
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)	1,370	1,522
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)	1,185	1,316
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2019-A, 5.00% 2029	1,000	1,315
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2012-A, 5.00% 2024 (preref. 2022)	1,200	1,254
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2012-A, 5.00% 2025 (preref. 2022)	1,100	1,149
Delaware River Port Auth., Port Dist. Project Rev. Ref. Bonds, Series 2012, 5.00% 2022	1,300	1,325
Delaware River Port Auth., Rev. Bonds, Series 2013, 5.00% 2030	2,500	2,791
Township of East Hempfield, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Willow Valley Communities Project), Series 2016, 5.00% 2021	650	660
Township of East Hempfield, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Willow Valley Communities Project), Series 2016, 5.00% 2022	590	626
Econ. Dev. Fncg. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2008, 0.40% 2023	8,895	8,917
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2022	5,500	5,862
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2023	5,540	6,032
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2024	9,180	10,405

70	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2024	$5,550	$6,408
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2025	5,985	7,023
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2026	2,315	2,795
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2026	1,775	2,149
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2014, AMT, 0.22% 2044 (put 2021)	7,750	7,751
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2021-A, AMT, (SIFMA Municipal Swap Index + 0.40%) 0.42% 2041 (put 2024)[2]	4,840	4,844
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2023	2,250	2,446
G.O. Bonds, Series 2012-1, 5.00% 2024 (preref. 2022)	1,685	1,754
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.62% 2049 (put 2024)[2]	4,520	4,550
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	310	370
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2029	535	677
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2030	400	514
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2020, 2.45% 2041	2,300	2,360
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.625% 2042	1,965	1,999
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 5.00% 2027	1,200	1,516
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 5.00% 2028	1,300	1,683
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2011, 6.25% 2043 (preref. 2021)	1,000	1,010
Higher Educational Facs. Auth., Rev. Bonds (Temple University), Series 2012-1, 5.00% 2035 (preref. 2022)	2,755	2,845
Higher Educational Facs. Auth., Rev. Ref. Bonds, Series 2015-AQ, 5.00% 2024	3,955	4,488
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-A, AMT, 4.75% 2033	6,155	6,746
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-123-A, AMT, 4.00% 2039	1,880	1,985
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-118-A, AMT, 3.50% 2040	1,585	1,633
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-117-A, AMT, 3.50% 2040	180	188
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-119, 3.50% 2041	255	266
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-121, 3.50% 2046	4,595	4,846
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 3.50% 2046	3,025	3,183
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	4,825	5,183
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	8,525	9,317
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	3,830	4,169
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-132-A, 3.50% 2051	3,325	3,605
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	9,610	9,619
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)	3,095	3,097
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2025	1,000	1,183
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2026	1,920	2,348
County of Luzerne, Industrial Dev. Auth., Rev. Ref. Bonds (Pennsylvania - American Water Co. Project), Series 2019, 2.45% 2039 (put 2029)	4,500	4,951
County of Montgomery, Higher Education and Health Auth., Hospital Rev. Bonds (Abington Memorial Hospital Obligated Group), Series 2012-A, 5.00% 2031 (preref. 2022)	1,900	1,976
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2018-C, 0.74% 2051 (put 2023)[2]	2,800	2,800
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2024 (preref. 2022)	1,000	1,039
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2023 (preref. 2022)	2,400	2,493
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.11% 2048 (put 2022)[2]	2,075	2,088
City of Philadelphia, Airport Rev. and Rev. Ref. Bonds, Series 2021, AMT, 5.00% 2030	2,255	2,992

American Funds Tax-Exempt Funds	71

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2023	$1,000	$1,073
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2024	2,000	2,227
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2025	2,000	2,295
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2028	1,000	1,160
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2023	1,220	1,339
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2024	5,080	5,801
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2025	3,000	3,550
Philadelphia School Dist., G.O. Bonds, Series 2019-A, National insured, 5.00% 2025	1,200	1,420
Philadelphia School Dist., G.O. Bonds, Series 2019-A, National insured, 5.00% 2026	2,000	2,443
Philadelphia School Dist., G.O. Green Bonds, Series 2019-B, 5.00% 2028	3,740	4,821
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2021	2,195	2,203
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2022	4,850	5,101
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,500	1,647
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2017-C, Assured Guaranty Municipal insured, 0.67% 2040 (put 2023)[2]	7,955	8,026
Public School Building Auth., School Lease Rev. Bonds (Philadelphia School Dist. Project), Series 2012, 5.00% 2022	2,250	2,322
Saint Mary Hospital Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-PA, 5.00% 2029	1,000	1,302
Transportation Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2028	1,475	1,866
Turnpike Commission, Turnpike Rev. Bonds, Series 2016, 5.00% 2022	5,000	5,203
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2026 (preref. 2021)	1,855	1,885
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2027	1,060	1,290
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2028	1,500	1,911
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2030	1,535	2,080
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2030 (preref. 2021)	1,130	1,148
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2031	2,005	2,746
Turnpike Commission, Turnpike Rev. Bonds (Motor License Fund), Series 2011-B, 5.00% 2041 (preref. 2021)	2,405	2,444
Turnpike Commission, Turnpike Rev. Ref. Bonds, Series 2019, 5.00% 2030	1,250	1,625
		255,374

Rhode Island 0.20%
Health and Educational Building Corp., Providence Public Schools Rev. Bond Fncg. Program, Rev. Ref. Bonds (Providence Public Buildings Auth. Issue), Series 2015, Assured Guaranty Municipal insured, 5.00% 2026	2,000	2,344
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-2, 4.00% 2032	145	147
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	350	361
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 68-C, AMT, 3.50% 2039	3,715	3,891
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	2,185	2,187
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2025	525	620
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	825	1,001
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2014-A, AMT, 5.00% 2021	1,400	1,421
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2015-A, AMT, 3.50% 2025	3,000	3,078
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2015-A, AMT, 3.625% 2026	75	75
		15,125

South Carolina 1.35%
County of Charleston, G.O. Capital Improvement Transportation Sales Tax Bonds, Series 2011, 5.00% 2024 (preref. 2021)	1,255	1,270
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)	4,255	4,260
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 5.00% 2027	450	560
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 5.00% 2029	500	656
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2013, 5.00% 2043 (preref. 2023)	6,380	6,851
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2016-B-2, AMT, 4.00% 2043	1,050	1,124
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-A, 4.00% 2047	1,835	1,968
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	1,200	1,300
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	2,385	2,647
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	14,815	16,791

72	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-B, 3.25% 2052	$7,280	$8,042
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	1,135	1,234
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	5,420	5,879
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-C, 5.00% 2021	4,540	4,612
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2022	4,250	4,521
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-C, 5.00% 2022	1,000	1,064
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2026	2,650	2,759
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2026 (preref. 2022)	2,350	2,445
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028	3,225	3,357
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028 (preref. 2022)	3,080	3,205
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2028	2,455	2,956
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	3,005	3,051
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-A, 5.75% 2043 (preref. 2023)	5,120	5,786
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2012-A, 5.00% 2021 (escrowed to maturity)	570	579
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2012-A, 5.00% 2021	75	76
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	900	1,049
County of Richland, Environmental Improvement Rev. Ref. Bonds, Series 2014-A, AMT, 3.875% 2023	4,900	5,194
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (preref. 2021)[2]	8,835	8,840
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (put 2022)[2]	90	90
		102,166

South Dakota 0.65%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-A, AMT, 3.00% 2030	155	158
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-E, AMT, 4.00% 2044	175	182
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	130	136
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2015-D, 4.00% 2045	500	532
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	6,325	6,714
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-B, 3.50% 2046	630	667
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048	4,560	5,092
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	1,915	2,113
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	20,565	22,759
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-C, 3.50% 2051	9,505	10,602
Housing Dev. Auth., Homeownership Mortgage Rev. Ref. Bonds, Series 2012-D, AMT, 4.00% 2029	150	152
		49,107

Tennessee 1.06%
Town of Greeneville, Health and Educational Facs. Board, Multi Family Housing Rev. Bonds (People RD Portfolio Project), Series 2019, 1.45% 2022 (put 2021)	245	246
Housing Dev. Agcy., Homeownership Program Bonds, Series 2015-A, 3.50% 2045	360	385
Housing Dev. Agcy., Homeownership Program Rev. Ref. Bonds, Series 2012-1-A, AMT, 4.50% 2038	55	56
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-1-C, 3.00% 2038	460	471
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2A, AMT, 4.00% 2042	1,950	2,120
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	1,935	2,104
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2-B, 4.00% 2042	1,455	1,588
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-2-A, AMT, 4.00% 2043	315	328
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	250	265
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, AMT, 4.00% 2045	125	132
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, AMT, 4.00% 2046	350	374
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2016-1-B, 3.50% 2047	95	101
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-2, 4.00% 2048	2,130	2,397
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2020-3-A, 3.50% 2050	2,820	3,134
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-1, 4.25% 2050	2,595	2,887
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 3.75% 2050	3,230	3,616
City of Kingsport, Industrial Dev. Board, Collateralized Multi Family Housing Bonds (Kings West Apartments Project), Series 2020, 0.35% 2023[2]	1,000	1,002
County of Knox, Health, Educational and Housing Fac. Board, Collateralized Multi Family Housing Bonds (Covenant Village Project), Series 2020, 0.30% 2023 (put 2022)	625	626
County of Knox, Health, Educational and Housing Fac. Board, Hospital Rev. Ref. Bonds (Covenant Health), Series 2012-A, 5.00% 2022	4,340	4,426

American Funds Tax-Exempt Funds	73

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Tennessee (continued)
County of Knox, Health, Educational and Housing Fac. Board, Hospital Rev. Ref. Bonds (Covenant Health), Series 2012-A, 5.00% 2023	$1,000	$1,068
City of Knoxville, Community Dev. Corp., Collateralized Multi Family Housing Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)	2,880	2,882
City of Knoxville, Wastewater System Rev. Ref. Bonds, Series 2021-A, 5.00% 2028	7,760	10,013
City of Knoxville, Wastewater System Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	10,260	13,547
City of Memphis, Health, Educational and Housing Fac. Board, Multi Family Housing Rev. Bonds (Robinhood Partners Park Apartment Project), Series 2020, 0.45% 2023 (put 2022)	1,000	1,003
City of Memphis, Heath, Educational and Housing Facs. Board, Collateralized Multi Family Housing Bonds (Burkle & Main Apartments Project), Series 2019, 1.40% 2022 (put 2022)	100	101
City of Memphis, Heath, Educational and Housing Facs. Board, Collateralized Multi Family Housing Rev. Bonds (Memphis Tower Apartments Project), Series 2020, 0.25% 2023 (put 2022)	3,750	3,760
Metropolitan Government of Nashville and Davidson County, G.O. Improvement Bonds, Series 2013-A, 5.00% 2025 (preref. 2023)	4,000	4,279
Counties of Nashville and Davidson, Industrial Dev. Board, Facs. Rev. Bonds (Waste Management, Inc. of Tennessee Project), Series 2001, AMT, 0.58% 2031 (put 2024)	3,000	3,000
School Bond Auth., Higher Education Facs., Second Program Bonds, Series 2015-B, 5.00% 2045 (preref. 2025)	3,030	3,626
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	8,000	10,767
		80,304

Texas 11.41%
Abilene Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	2,000	2,331
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	620	620
Alamo Community College Dist., Limited Tax and Rev. Ref. Bonds, Series 2017, 5.00% 2028	8,625	10,854
Aldine Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2025	1,000	1,166
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2028	500	639
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2029	700	916
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2030	350	468
Alvin Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2014-B, 0.45% 2036 (put 2023)	2,770	2,774
Angleton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,545	1,862
Angleton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,070	1,329
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2027	375	446
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2028	400	484
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2029	360	442
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2027	1,310	1,644
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2027	1,280	1,606
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2028	750	962
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2029	800	1,049
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2030	345	461
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2031	445	606
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2027	500	622
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2030	850	1,108
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2031	880	1,141
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 2.75% 2026	685	712
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2033	585	679
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2034	605	701
Arlington Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2028	1,125	1,354
City of Arlington, Permanent Improvement Bonds, Series 2021-A, 5.00% 2030	1,310	1,760
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)	13,060	13,094

74	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2030	$840	$1,137
City of Austin, Electric Utility System Rev. Ref. and Improvement Bonds, Series 2020-A, 5.00% 2029	2,000	2,661
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2029	1,000	1,323
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	2,960	3,538
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 5.00% 2023	710	763
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	900	967
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2025	1,260	1,472
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	2,000	2,532
City of Boerne, Public Fac. Corp., Housing Rev. Bonds (LIV at Boerne Senior Apartments), Series 2018, 2.75% 2022 (put 2021)	1,850	1,862
Brazosport Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,175	1,206
Brazosport Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	1,760	1,806
Brownsville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 3.00% 2026	2,180	2,461
City of Brownsville, Utilities System Rev. Ref. Bonds, Series 2015, 5.00% 2021	1,500	1,506
City of Bryan, Electric System Rev. Bonds, Series 2021, BAM insured, 5.00% 2025	235	276
City of Bryan, Electric System Rev. Bonds, Series 2021, BAM insured, 5.00% 2028	265	337
Burnet Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	1,265	1,691
County of Cameron, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)	3,355	3,359
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2024	1,390	1,560
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	1,875	2,186
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027	2,145	2,668
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Grand Avenue Flats), Series 2021, 0.29% 2039 (put 2024)	7,780	7,781
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Mission Trail at El Camino Real Apartments), Series 2019, 2.10% 2037 (put 2022)	2,995	2,997
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)	24,065	24,155
Carroll Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2026	1,000	1,206
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023	2,565	2,759
Central Texas Regional Mobility Auth., Rev. Bond Anticipation Notes, Series 2021-C, 5.00% 2027	3,680	4,376
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2024	1,000	1,114
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2025	1,000	1,157
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2026	1,500	1,797
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2026	1,000	1,208
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 5.00% 2027	3,050	3,799
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)	3,350	3,351
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2025	1,490	1,766
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2026	3,800	4,651
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2027	1,150	1,448
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2028	2,535	3,270
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2030	1,500	2,001
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2031	1,250	1,660
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2032	1,000	1,325
Conroe Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,660	1,704
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,000	1,263
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2028	2,125	2,748
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2029	1,730	2,286
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020, 0% 2024	4,415	4,372
Crowley Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-B, 4.00% 2039 (preref. 2025)	1,665	1,909
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031	785	1,014
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2032	855	1,102
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2024	3,100	3,481
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2025	2,125	2,481
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2026	1,000	1,208

American Funds Tax-Exempt Funds	75

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2014-C, 5.00% 2027	$2,500	$2,806
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,000	1,246
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-1, 2.125% 2040 (put 2021)	6,960	6,965
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-2, 2.125% 2040 (put 2021)	3,000	3,002
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-A, AMT, 5.00% 2026	1,000	1,060
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2028	1,620	1,717
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2012-D, AMT, 5.00% 2038 (preref. 2021)	630	638
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2012-D, AMT, 5.00% 2042 (preref. 2021)	2,700	2,732
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2014-A, AMT, 5.25% 2026	2,000	2,220
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	6,170	6,178
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Notes (Estates at Shiloh), Series 2019, 1.25% 2037 (put 2023)	4,885	4,983
Dallas Area Rapid Transit Sales Tax Rev. Bonds, Series 2020-B, 5.00% 2021	1,175	1,194
Dallas Area Rapid Transit Sales Tax Rev. Bonds, Series 2020-B, 5.00% 2022	1,250	1,332
Dallas Area Rapid Transit Sales Tax Rev. Bonds, Series 2020-B, 5.00% 2023	1,000	1,113
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	1,090	1,199
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2034 (preref. 2024)	1,000	1,147
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2022	3,925	4,008
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2023	2,165	2,295
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2033	4,430	5,714
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2028	455	587
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2028	370	477
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2029	775	1,021
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2029	460	606
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2030	505	670
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2030	450	597
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	1,230	1,283
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,000	1,256
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2028	7,320	8,937
Dumas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,435	1,727
Dumas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,505	1,865
Dumas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2028	1,335	1,697
Eagle Mountain-Saginaw Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2028	1,000	1,295
Eagle Mountain-Saginaw Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2030	1,010	1,303
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 5.00% 2027	275	346
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 5.00% 2028	350	452
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 5.00% 2029	425	560
El Paso Independent School Dist., Maintenance Tax Notes, Series 2020, 2.00% 2040 (put 2023)	2,560	2,651
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,000	1,265
Forney Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,255	1,657
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	17,385	17,550
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	6,910	7,035
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2028	1,635	2,120
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2027	1,075	1,338
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	2,375	3,175
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2031	1,995	2,720
Frisco Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019, 5.00% 2021	4,640	4,648
Galena Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027	1,500	1,895
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	5,080	5,091

76	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2024	$1,230	$1,380
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 0.60% 2035 (put 2026)	2,135	2,136
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2028	1,060	1,352
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Bonds, Series 2013-B, 5.00% 2053 (preref. 2023)	2,140	2,367
Hallsville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2026	2,975	3,594
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	1,695	1,722
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 3.00% 2022	1,000	1,030
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	2,840	2,841
Harlingen Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2026	1,000	1,224
Harlingen Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,000	1,261
Harlingen Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2032	1,000	1,310
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2023	1,000	1,088
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2025	2,850	3,282
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-1, (SIFMA Municipal Swap Index + 0.42%) 0.44% 2049 (put 2022)[2]	7,200	7,183
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-B, 5.00% 2041 (put 2024)	4,440	5,100
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2013-B, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2022[2]	1,885	1,890
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	4,135	4,137
County of Harris, Flood Control Dist., Contract Tax Rev. Ref. Bonds, Series 2019-A, 5.00% 2022	5,435	5,747
County of Harris, Flood Control Dist., Improvement Rev. Ref. Bonds, Series 2020-A, 5.00% 2027	910	1,153
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2011-A, 5.00% 2024 (preref. 2021)	1,000	1,012
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Contractual Obligations, Series 2014, 5.00% 2027 (preref. 2024)	1,140	1,316
County of Harris, Permanent Improvement Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,000	1,058
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	3,225	3,427
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	3,000	3,427
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2030	1,420	1,791
County of Harris, Toll Road Rev. Ref. Bonds, Series 2012-B, (SIFMA Municipal Swap Index + 0.45%) 1.45% 2021	6,345	6,348
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2027	1,700	2,085
County of Harris, Unlimited Tax Rev. Ref. Bonds, Series 2019-A, 5.00% 2021	2,000	2,016
Hays Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2027	1,790	2,231
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)	1,700	1,703
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	3,160	3,161
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	5,795	5,807
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2019-A, 4.75% 2049	1,710	1,925
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	16,795	18,645
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	7,345	8,183
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	9,470	10,780
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051	8,040	9,069
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	13,995	15,601
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	1,935	1,938
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-A, AMT, 5.00% 2028	1,000	1,277
City of Houston, Airport System Rev. Bonds, Series 2018-C, AMT, BAM insured, 5.00% 2025	1,250	1,472
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2025 (preref. 2022)	1,440	1,503
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2026	5,010	6,089
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2029	1,700	2,220
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2029	1,500	1,902
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2030	2,400	3,185
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2030	1,035	1,308
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2032	5,950	6,210

American Funds Tax-Exempt Funds	77

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2036	$2,000	$2,528
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2027	4,500	5,584
City of Houston, Combined Utility System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2024 (escrowed to maturity)	2,500	2,477
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2028	500	652
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2029	490	653
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2030	650	864
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	3,315	3,904
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2025	85	97
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2026	140	163
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2028	130	156
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2030	255	314
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2031	150	187
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2027	2,010	2,378
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	7,865	7,872
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,257
City of Houston, Water and Sewer System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2028 (escrowed to maturity)	1,300	1,219
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 3.00% 2022	2,000	2,031
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 3.00% 2022	300	305
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	725	769
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 4.00% 2021	1,495	1,497
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2026	1,250	1,536
Hutto Independent School Dist., Unlimited Tax School Building Bonds, Series 2015, 2.00% 2055 (put 2025)	3,750	3,975
Irving Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,350	1,627
Jacksonville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,500	1,865
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	3,480	3,572
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2027	6,000	7,454
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 5.00% 2031	885	1,146
Kaufman Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,445	1,736
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2021	800	801
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2022	1,000	1,049
Killeen Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	3,350	3,439
La Joya Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2022	1,600	1,642
Lake Travis Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	1,050	1,226
Lake Travis Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2026	1,110	1,342
Lewisville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2024	2,500	2,865
Love Field Airport Modernization Corp., General Airport Rev. Bonds, Series 2017, AMT, 5.00% 2026	1,000	1,228
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2027	5,975	7,443
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2024	2,250	2,545
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2029	1,000	1,307
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2030	1,000	1,333
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2033	2,000	2,586
Lufkin Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2018, 5.00% 2027	2,095	2,635
Lumberton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2029	1,065	1,393
Manor Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2029	2,915	3,780
Mansfield Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028 (preref. 2025)	2,415	2,822
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2014, 5.00% 2034 (preref. 2024)	1,290	1,449

78	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (Central Power and Light Co. Project), Series 1996, AMT, 0.90% 2030 (put 2023)	$4,545	$4,585
McAllen Independent School Dist., Maintenance Tax Notes, Series 2020, 5.00% 2026	895	1,073
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	4,460	4,462
County of Midland, Public Fac. Corp., Multi Family Housing Rev. Bonds (Palladium at West Francis), Series 2020, 0.35% 2024 (put 2023)	4,000	4,012
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	4,170	4,917
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-B, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2027[2]	2,395	2,412
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022	1,245	1,325
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2023	1,520	1,688
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2024	1,030	1,188
City of New Braunfels, Utility System Rev. Ref. Bonds, Series 2021, 5.00% 2029	1,545	2,030
New Braunfels Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020, 0% 2023	5,305	5,282
New Caney Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 1.25% 2050 (put 2024)	2,505	2,574
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 5.00% 2028	1,500	1,877
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2022	645	683
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2023	500	553
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2024	625	719
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2027	1,230	1,422
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2028	1,440	1,659
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville III, LLC - Tarleton State University Project), Series 2015-A, 5.00% 2030 (preref. 2025)	800	937
North Central Texas Health Facs. Dev. Corp., Hospital Rev. Bonds (Presbyterian Healthcare System Project), Series 1996, National insured, 5.75% 2026 (escrowed to maturity)	4,950	5,706
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	1,500	1,503
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 2.375% 2047 (put 2022)	3,500	3,580
North Texas Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2012-A, 5.125% 2042 (preref. 2022)	1,650	1,718
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022	1,550	1,633
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	1,000	1,239
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2028	1,715	2,178
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2029	2,000	2,597
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2025	1,140	1,273
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	12,610	14,064
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2027	1,000	1,113
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2028	2,000	2,390
North Texas Tollway Auth., System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-D, Assured Guaranty insured, 0% 2030	4,000	3,596
Northside Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2021, 5.00% 2028	2,830	3,673
Northside Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2021, 5.00% 2029	3,375	4,482
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	3,115	3,143
Northwest Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2031 (preref. 2025)	1,000	1,169
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2030	895	1,194
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	895	1,202
County of Nueces, Combination Tax and Limited Tax Rev. Ref. Certs. of Obligation, Series 2021-A, 5.00% 2029	460	601
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	6,970	6,996
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2029	1,825	2,385
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038	7,240	7,764
Pearsall Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2030	1,275	1,649
Pflugerville Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2022	3,170	3,254
Pflugerville Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2023	1,715	1,844

American Funds Tax-Exempt Funds	79

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	$3,690	$3,968
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2029	1,065	1,280
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2021)	3,145	3,259
Public Fin. Auth., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,515	1,602
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2028	1,400	1,784
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2029	1,495	1,950
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2030	950	1,240
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2031	1,450	1,882
City of San Antonio, Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2028	1,250	1,596
City of San Antonio, Combination Tax and Rev. Certs. of Obligation, Series 2020, 5.00% 2028	1,030	1,332
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	4,345	4,662
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2019, 4.00% 2027	2,760	3,284
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	3,730	3,853
City of San Antonio, General Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2022	2,475	2,536
City of San Antonio, Passenger Fac. Charge and Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2029	1,000	1,306
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2025	875	1,030
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2026	1,000	1,217
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2027	1,000	1,255
San Antonio Housing Trust Fin. Corp., Multi Family Housing Rev. Bonds (Alsbury Park Apartments), Series 2019, 1.375% 2022 (put 2021)	405	405
San Antonio Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2028	1,875	2,429
San Antonio Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2029	2,500	3,313
San Antonio Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 8/15/2021	630	631
Spring Branch Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2019, 5.00% 2027	1,725	2,146
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2024	1,500	1,717
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031	1,385	1,781
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2030	280	347
Tantum Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2023	1,145	1,213
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2029	5,020	6,069
Tarrant Regional Water Dist., Water Transmission Fac. Contract Rev. Bonds (City of Dallas Project), Series 2021-A, 4.00% 2023	2,605	2,819
Tarrant Regional Water Dist., Water Transmission Fac. Contract Rev. Bonds (City of Dallas Project), Series 2021-A, 4.00% 2024	1,410	1,578
Texas City Independent School Dist., Unlimited Tax School Building Rev. Ref. Bonds, Series 2019, 5.00% 2025	1,500	1,780
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2015-B, 5.00% 2025 (preref. 2023)	1,600	1,739
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	1,425	1,725
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	2,090	2,245
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	690	775
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2025	1,000	1,142
Transportation Commission, First Tier Rev. Ref. Put Bonds (State Highway Fund), Series 2016-B, 4.00% 2026 (put 2021)	2,000	2,013
Transportation Commission, G.O. Mobility Fund Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	3,000	3,389
Transportation Commission, Highway Improvement G.O. Bonds, Series 2016-A, 5.00% 2028	2,210	2,668
Trinity River Auth., Regional Wastewater System Rev. Improvement and Rev. Ref. Bonds, Series 2019, 5.00% 2021	1,000	1,000
Trinity River Auth., Regional Wastewater System Rev. Improvement and Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,250	1,312
Trinity River Auth., Regional Wastewater System Rev. Improvement and Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,250	1,580
Trinity River Auth., Rev. Ref. Bonds (Tarrant County Water Project), Series 2015, 5.00% 2025	1,710	1,986
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	1,030	1,224
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2026	1,420	1,744
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027	1,490	1,883
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	2,620	3,161
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2017-C, 5.00% 2028	2,665	3,191
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2024	1,665	1,878
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2025	1,255	1,470
Board of Regents of the University of Texas System, Permanent University Fund Bonds, Series 2014-B, 5.00% 2025	2,500	2,848

80	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Board of Regents of the University of Texas System, Rev. Fncg. System Rev. Ref. Bonds, Series 2016-I, 5.00% 2021	$5,670	$5,679
Waco Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,615	1,977
Waller Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2030	1,820	2,421
Water Dev. Board, State Revolving Fund Rev. Bonds, Series 2018, 5.00% 2030	2,760	3,478
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2019-A, 5.00% 2026	2,195	2,710
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2019-A, 5.00% 2026	1,850	2,248
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 5.00% 2029	6,935	8,885
Water Dev. Board,Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-B, 5.00% 2023	1,455	1,577
County of Williamson, Limited Tax Rev. Ref. and Park Bonds, Series 2020, 5.00% 2023	1,590	1,709
Wylie Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2030	13,170	17,637
		862,994

Utah 0.23%
Building Ownership Auth., Series 2017, 5.00% 2022	1,710	1,775
Central Valley Water Reclamation Fac., Sewer Rev. Green Bonds , Series 2021-C, 5.00% 2026	500	604
Central Valley Water Reclamation Fac., Sewer Rev. Green Bonds , Series 2021-C, 5.00% 2027	555	691
Provo City School Dist., G.O. Bonds, Series 2021, 5.00% 2029	1,575	2,082
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2028	2,800	3,577
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2017-A, AMT, 5.00% 2029	1,330	1,637
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2030	2,750	3,654
Transit Auth., Sales Tax Rev. and Rev. Ref. Bonds, Series 2012, 5.00% 2026 (preref. 2022)	1,000	1,043
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023	725	795
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2026	655	789
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2030	225	296
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2031	120	160
		17,103

Vermont 0.14%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2017-A, AMT, 4.00% 2047	2,765	2,999
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2018-A, 4.00% 2048	1,165	1,266
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2019-A, 4.00% 2049	2,300	2,612
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050	1,240	1,381
Student Assistance Corp., Education Loan Rev. Bonds, Series 2017-A, AMT, 5.00% 2022	400	416
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2027	400	486
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2028	490	602
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2029	500	624
		10,386

Virginia 1.20%
County of Amelia, Industrial Dev. Auth., Solid Waste Disposal Rev. and Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.45% 2027	1,810	1,853
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2027	1,000	1,254
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2032	1,685	2,240
County of Charles City, Industrial Dev. Auth., Solid Waste Disposal Rev. and Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.45% 2027	1,250	1,280
County of Charles City, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management of Virginia, Inc. Project), Series 2003-A, AMT, 2.40% 2027 (put 2022)	1,375	1,399
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2012-A, 5.00% 2024 (preref. 2022)	1,885	1,931
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2033	14,055	14,987
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2034	7,350	7,837
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2027	290	357

American Funds Tax-Exempt Funds	81

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)	$7,225	$7,259
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2028	1,950	2,417
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2029	2,165	2,740
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2030	2,275	2,859
County of Halifax, Industrial Dev. Auth., Recovery Zone Fac. Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 0.45% 2041 (put 2022)	6,335	6,343
Hampton Roads Sanitation Dist., Wastewater Rev. Ref. Bonds, Series 2014-A, 5.00% 2028 (preref. 2024)	2,915	3,322
County of Hanover, Econ. Dev. Auth., Multi Family Housing Rev. Bonds (Harbour Square Apartments), Series 2020, 0.31% 2023 (put 2022)	1,000	1,001
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-A, 1.90% 2035 (put 2023)	3,000	3,087
Public Building Auth., Public Facs. Rev. Ref. Bonds, Series 2020-B, 5.00% 2026	1,500	1,839
City of Richmond, Public Utility Rev. and Rev. Ref. Bonds, Series 2016-A, 5.00% 2028	5,500	6,621
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2025	700	805
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2027	1,650	2,013
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2028	1,080	1,354
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2029	1,260	1,583
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2030	1,480	1,848
County of Smyth, G.O. Public Improvement Bonds, Series 2011-A, 5.00% 2031 (preref. 2021)	3,645	3,689
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 4.00% 2040 (preref. 2025)	3,015	3,456
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 1.20% 2040 (put 2024)	5,190	5,326
		90,700

Washington 2.01%
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2015-A, 5.00% 2023	2,000	2,189
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2020-A, 5.00% 2032	1,805	2,430
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2020-A, 5.00% 2033	3,000	4,017
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)	2,620	2,622
G.O. Bonds, Series 2012-D, 5.00% 2023	5,015	5,138
G.O. Bonds, Series 2017-D, 5.00% 2028	5,000	6,213
G.O. Bonds, Series 2019-C, 5.00% 2031	5,000	6,516
G.O. Bonds, Series 2019-A, 5.00% 2033	3,500	4,502
G.O. Rev. Ref. Bonds, Series 2020-R-B, 5.00% 2022	2,750	2,806
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022	2,370	2,486
G.O. Rev. Ref. Bonds, Series 2016-R-C, 4.00% 2028	10,000	10,354
Health Care Facs. Auth., Rev. Ref. Bonds (PeaceHealth), Series 2014-A, 5.00% 2026 (preref. 2024)	1,000	1,131
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2012-A, 5.00% 2021	1,095	1,104
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2012-B, 5.00% 2042 (put 2021)	5,500	5,543
Highline School Dist. No. 401, Unlimited Tax G.O. Bonds, Series 2017, 5.00% 2027	2,025	2,511
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	3,435	3,443
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	9,398	11,104
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2022[3]	540	550
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2024[3]	835	925
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2026[3]	1,590	1,881
Housing Fin. Commission, Single Family Program Bonds, Series 2014-2A-R, AMT, 3.50% 2044	135	139
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	6,990	7,722

82	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 4.00% 2050	$735	$829
Housing Fin. Commission, Single Family Program Rev. Ref. Bonds, Series 2015-A-R, AMT, 3.50% 2038	360	375
Motor Vehicle Fuel Tax G.O. Bonds, Series 2021-D, 5.00% 2023	2,500	2,726
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	4,950	4,965
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	1,125	1,138
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.27% 2045 (put 2026)[2]	7,070	7,073
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.51% 2046 (put 2023)[2]	4,500	4,515
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2029	1,525	2,029
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2030	1,600	2,175
Port of Seattle, Intermediate Lien Rev. Bonds, Series 2019, AMT, 5.00% 2030	2,000	2,554
Port of Seattle, Rev. Bonds, Series 2018-A, AMT, 5.00% 2025	5,250	6,127
Port of Seattle, Rev. Bonds, Series 2017-C, AMT, 5.00% 2025	2,500	2,917
Port of Seattle, Rev. Bonds, Series 2017-C, AMT, 5.00% 2026	2,500	3,010
Port of Seattle, Rev. Bonds, Series 2017-C, AMT, 5.00% 2027	2,500	3,090
Port of Seattle, Rev. Bonds, Series 2018-A, AMT, 5.00% 2028	4,750	5,822
Port of Seattle, Rev. Ref. Bonds, Series 2012-B, AMT, 5.00% 2022	1,825	1,912
Port of Seattle, Rev. Ref. Bonds, Series 2015-C, AMT, 5.00% 2029	1,000	1,141
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs. LLC), Series 2013, AMT, 5.00% 2022	1,000	1,039
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs. LLC), Series 2013, AMT, 5.00% 2023	1,100	1,188
Shoreline School Dist. No. 412, Unlimited Tax Improvement and Rev. Ref. Bonds, Series 2021-A, 4.00% 2026	1,700	2,022
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 4.00% 2026	2,300	2,672
Snohomish School Dist. No. 201, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2028	2,750	3,591
Spokane School Dist. No. 81, Unlimited Tax G.O. Bonds, Series 2011, 5.00% 2030 (preref. 2021)	1,000	1,016
Tacoma School Dist. No. 10, Unlimited Tax G.O. Bonds, Series 2020-B, 5.00% 2028	2,295	3,002
		152,254

West Virginia 0.46%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2011-A, AMT, 1.00% 2041 (put 2025)	4,425	4,476
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2009-B, 2.625% 2042 (put 2022)	6,250	6,374
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Appalachian Power Co. - Amos Project), Series 2015-A, 2.55% 2040 (put 2024)	1,250	1,320
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Wheeling Power Co. - Mitchell Project), Series 2013-A, AMT, 3.00% 2037 (put 2022)	5,200	5,298
County of Harrison, Solid Waste Disposal Rev. Ref. Bonds (Monongahela Power Co. Project), Series 2018-A, AMT, 3.00% 2037 (put 2021)	4,000	4,018
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Bonds (West Virginia United Health System Obligated Group), Series 2013-A, 5.50% 2044 (preref. 2023)	9,000	9,873
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	2,175	2,176
Board of Governors of West Virginia University, Rev. Ref. and Improvement Bonds (West Virginia University Projects), Series 2013-A, 5.00% 2026 (preref. 2022)	1,000	1,057
		34,592

Wisconsin 2.05%
Clean Water Rev. Ref. Bonds, Series 2016-1, 5.00% 2023 (escrowed to maturity)	1,960	2,134
G.O. Bonds, Series 2013-A, 5.00% 2025 (preref. 2022)	9,250	9,591
G.O. Bonds, Series 2021-A, 5.00% 2027	4,325	5,432
G.O. Bonds, Series 2015-A, 5.00% 2031 (preref. 2023)	12,385	13,447
G.O. Rev. Ref. Bonds, Series 2021-2, 5.00% 2025	1,235	1,454
G.O. Rev. Ref. Bonds, Series 2021-2, 5.00% 2027	9,295	11,673
General Fund Annual Appropriation Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	1,665	1,953
General Fund Annual Appropriation Rev. Ref. Bonds, Series 2017-B, 5.00% 2033	3,165	3,822
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-B, 5.00% 2038 (put 2023)	11,000	11,695
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2054 (put 2023)[2]	5,200	5,215

American Funds Tax-Exempt Funds	83

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-4, (SIFMA Municipal Swap Index + 0.65%) 0.67% 2054 (put 2024)[2]	$4,000	$4,034
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2019-A, 5.00% 2021	2,435	2,469
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2016-A, 5.00% 2021	410	416
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[3]	12,430	14,626
Health and Educational Facs. Auth., Rev. Ref. Bonds (ProHealth Care, Inc. Obligated Group), Series 2015, 5.00% 2031	1,650	1,876
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2015-A, AMT, 4.00% 2045	2,570	2,697
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2016-A, AMT, 3.50% 2046	2,235	2,350
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-A, 2.69% 2047	4,063	4,063
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	4,155	4,478
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	2,440	2,638
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2019-A, 4.25% 2049	15,405	17,226
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	9,445	10,481
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	3,865	4,271
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	875	876
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	1,100	1,102
County of Milwaukee, Airport Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2023	1,475	1,638
County of Milwaukee, Airport Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2024	1,550	1,790
Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2016-A-3, AMT, 1.10% 2029 (put 2026)	10,620	10,758
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	630	792
		154,997

Wyoming 0.36%
Community Dev. Auth., Housing Rev. Bonds, Series 2016-1, AMT, 3.50% 2038	2,060	2,177
Community Dev. Auth., Housing Rev. Bonds, Series 2015-3, 3.00% 2044	225	233
Community Dev. Auth., Housing Rev. Bonds, Series 2015-6, 4.00% 2045	1,285	1,342
Community Dev. Auth., Housing Rev. Bonds, Series 2019-1, 4.00% 2048	4,130	4,555
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050	7,780	8,578
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	8,990	10,136
		27,021

Total bonds, notes & other debt instruments (cost: $6,163,059,000)		6,347,714

Short-term securities 18.61%
Municipals 18.61%
Freddie Mac, Multi Family Certs., Series 2019-M-055, 0.23% 2028[2,3]	2,000	2,000
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1985, 0.04% 2025[2]	3,300	3,300
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1993-B, 0.02% 2033[2]	2,000	2,000
State of Arizona, Health Facs. Auth., Rev. Bonds (Banner Health), Series 2015-B, 0.03% 2046[2]	1,630	1,630
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.02% 2048[2]	1,630	1,630
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-A, 0.02% 2052[2]	11,200	11,200
State of Arizona, City of Phoenix, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2013, AMT, 0.18% 2035 (put 2021)[4]	6,115	6,115
State of California, Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-D-2, 0.01% 2047[2]	10,000	10,000
State of California, Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.01% 2053[2]	19,350	19,350
State of California, G.O. Bonds, Series 2020, 0.01% 2048[2]	25,500	25,500
State of California, G.O. Bonds, Series 2005-B-3, 0.01% 2040[2]	5,735	5,735
State of California, IAM Commercial Paper, Series 2021-A-6, 0.09% 9/1/2021	10,000	10,000
State of California, IAM Commercial Paper, Series 2021-A-2, 0.08% 10/6/2021	10,000	10,000
State of California, Infrastructure and Econ. Dev. Bank, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.20% 2050 (put 2022)[3,4]	13,465	13,468

84	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	$1,190	$1,187
State of California, City of Los Angeles, California Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	55,000	56,934
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2001-B-5, 0.01% 2034[2]	8,700	8,700
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.01% 2032[2]	10,195	10,195
State of California, County of Los Angeles, Capital Asset Leasing Corp., Lease Rev. IAM Commercial Paper, Series 2021-CB, 0.07% 8/3/2021	1,687	1,687
State of California, County of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/30/2022	28,120	29,126
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Bonds, Series 2017-C, 0.16% 2047 (put 2024)[2,4]	5,765	5,766
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.01% 2037[2]	2,525	2,525
State of California, Municipal Fin. Auth., Housing Rev. Bonds (Dino Papavaro Apartments Project), Series 2019, 0.30% 6/1/2022 (put 2021)[4]	2,955	2,944
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-A, AMT, 0.22% 2041 (put 2021)[4]	13,800	13,802
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.30% 2051 (put 2022)[4]	3,625	3,626
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2017-A-2, AMT, 0.20% 2042 (put 2021)[3,4]	1,345	1,345
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2017-A-1, AMT, 0.20% 2042 (put 2021)[3,4]	3,430	3,430
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	20,000	20,353
State of California, City of Stockton, Public Fncg. Auth., Wastewater Bond Anticipation Notes, Series 2019, 1.40% 6/1/2022	2,000	2,003
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-1, 0.01% 2048[2]	4,400	4,400
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-4, 0.02% 2048[2]	1,300	1,300
State of California, Dept. of Water Resources, Water Rev. IAM Commercial Paper, Series 2021-1, 0.08% 8/2/2021	13,700	13,700
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-A-2, 0.02% 2050[2]	22,195	22,195
State of Florida, Fin. Auth., Econ. Dev. Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.17% 2034 (put 2021)[4]	5,740	5,740
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	16,675	17,118
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-A, 0.02% 2044[2]	6,000	6,000
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.02% 2044[2]	5,635	5,635
State of Illinois, G.O. Bonds, Series 2020-D, 5.00% 10/1/2021	14,625	14,743
State of Illinois, G.O. Rev. Ref. Bonds, Series 2021-C, 4.00% 3/1/2022	6,015	6,151
State of Indiana, Bond Bank, Advance Funding Program Notes, Series 2021-A, 2.00% 1/10/2022	8,075	8,122
State of Indiana, Fin. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2008-E-8, 0.02% 2033[2]	5,000	5,000
State of Indiana, Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 10/1/2021	2,060	2,077
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-F, 0.02% 2041[2]	15,110	15,110
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-E, 0.03% 2041[2]	8,640	8,640
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2011, 0.04% 2051[2]	2,910	2,910
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 1993, 0.04% 3/1/2022[2]	4,895	4,895
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-B, 0.01% 2043[2]	5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-A, 0.02% 2043[2]	27,800	27,800
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008, 0.03% 2043[2]	3,610	3,610
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.01% 2049[2]	20,000	20,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.01% 2050[2]	6,300	6,300
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-A, 0.09% 8/9/2021	5,000	5,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-B, 0.12% 9/1/2021	6,000	6,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-A, 0.07% 9/16/2021	5,000	5,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-B, 0.07% 9/23/2021	20,000	20,000
State of Maryland, County of Montgomery, Rev. Bonds (Trinity Health Credit Group), Series 2013, 0.08% 2041 (put 2021)[4]	10,000	10,000

American Funds Tax-Exempt Funds	85

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Massachusetts, G.O. Bonds (Central Artery/Ted Williams Tunnel Infrastructure Loan Act of 2000), Series 2000-B, 0.02% 2030[2]	$9,665	$9,665
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Harvard University Issue), Series 1999-R, 0.03% 2049[2]	10,000	10,000
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax Bonds, Series 2018-A-1, 0.01% 2026[2]	18,145	18,145
State of Michigan, Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-1, 0.08% 2034 (put 2021)[4]	2,000	2,000
State of Michigan, Fin. Auth., State Aid Rev. Notes, Series 2020-A-2, 4.00% 8/20/2021	11,000	11,019
State of Michigan, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2016-E-2, 0.02% 2047[2]	6,675	6,675
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.02% 2042[2]	18,500	18,500
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.02% 2042[2]	8,080	8,080
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.01% 2038[2]	25,000	25,000
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2016, 0.01% 2047[2]	22,180	22,180
State of Minnesota, City of Shakopee, Multi Family Housing Rev. Bonds (Shakopee Village Apartments Project), Series 2021, 0.25% 2024 (put 2022)[4]	1,300	1,301
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2009-D, 0.04% 2030[2]	6,000	6,000
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2010-D, 0.03% 2030[2]	14,980	14,980
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2007-A, 0.04% 2030[2]	3,395	3,395
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-G, 0.02% 2035[2]	8,500	8,500
State of Mississippi, Business Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004, 0.55% 2029 (put 2021)[4]	500	500
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2003-B, 0.02% 2033[2]	1,300	1,300
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2000-B, 0.03% 2040[2]	1,500	1,500
State of Nevada, Dept. of Business and Industry, Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2001, AMT, 0.30% 2026 (put 2021)[3,4]	2,595	2,596
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.02% 2041[2]	11,400	11,400
State of New Hampshire, National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2020-A-2, AMT, 0.20% 9/1/2021 (put 2021)[4]	4,500	4,500
State of New Hampshire, National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2020-A-3, 0.25% 2024 (put 2021)[4]	3,000	3,000
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[2]	650	650
State of New York, Dormitory Auth., Rev. Bonds (Fordham University), Series 2008-A-2, 0.01% 2032[2]	2,495	2,495
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	14,020	14,266
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2019-D-1, 5.00% 9/1/2022	12,080	12,703
State of New York, New York City G.O. Bonds, Series 2006-E-2, 0.02% 2034[2]	8,140	8,140
State of New York, New York City G.O. Bonds, Series 2006-E-4, 0.02% 2034[2]	6,025	6,025
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[2]	6,085	6,085
State of New York, New York City G.O. Bonds, Series 2021-3, 0.12% 2042[2]	4,850	4,850
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2012-A-2, 0.02% 2044[2]	8,740	8,740
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2008-BB-2, 0.02% 2035[2]	4,550	4,550
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2007-CC-1, 0.03% 2038[2]	16,350	16,350
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-DD-2, 0.03% 2043[2]	10,950	10,950
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.02% 2044[2]	7,000	7,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-EE-1, 0.03% 2045[2]	50,000	50,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.02% 2048[2]	6,260	6,260

86	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-6, 0.03% 2048[2]	$23,410	$23,410
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-BB-1, 0.02% 2049[2]	32,500	32,500
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-2, 0.03% 2050[2]	16,265	16,265
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2014-B-3, 0.02% 2042[2]	6,600	6,600
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-4, 0.03% 2042[2]	7,320	7,320
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-4, 0.02% 2045[2]	12,435	12,435
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-E-4, 0.03% 2045[2]	25,000	25,000
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-4, 0.03% 2045[2]	11,000	11,000
State of New York, New York City Transitional Fin. Auth., Recovery Bonds, Series 2003-C-5, 0.02% 2031[2]	8,235	8,235
State of New York, New York City Trust for Cultural Resources, Rev. IAM Commercial Paper (American Museum of Natural History), Series 2014-B-1, 0.12% 2044 (put 2021)[2,4]	2,285	2,285
State of North Carolina, University of North Carolina Chapel Hill, Rev. Bonds, Series 2001, 0.01% 2025[2]	5,120	5,120
State of Ohio, County of Franklin, Rev. Bonds (CHE Trinity Health Credit Group), Series 2013, 0.10% 2046 (put 2021)[4]	17,000	17,000
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.02% 2039[2]	16,840	16,840
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2019-B-1, AMT, 0.20% 2049 (put 2021)[4]	2,500	2,500
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2037 (put 2021)[4]	9,155	9,155
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2019-A, AMT, 0.20% 2034 (put 2021)[4]	2,045	2,045
State of Rhode Island, Health and Educational Building Corp., Health Facs. Rev. Bonds (NRI Community Services, Inc.), Series 2007, 0.06% 2037[2]	900	900
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.02% 2048[2]	45,875	45,875
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2004, Bank of America LOC, 0.03% 2034[2]	680	680
State of Texas, City of Austin, Certs. of Obligation, Series 2020 5.00% 9/1/2021	4,000	4,015
State of Texas, City of Dallas, Waterworks and Sewer System IAM Commercial Paper, Series 2021-F-1, 0.07% 8/23/2021	10,000	10,000
State of Texas, Grand Parkway Transportation Corp., Bond Anticipation Notes, Series 2018, 5.00% 2023	7,000	7,490
State of Texas, County of Harris, IAM Commercial Paper, Series 2021-C, 0.09% 8/18/2021	8,945	8,945
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.02% 2034[2]	10,000	10,000
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-G-2, 0.07% 8/2/2021	7,050	7,050
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-D-2, 0.07% 8/19/2021	5,000	5,000
State of Texas, Lone Star College System, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2/15/2022	660	677
State of Texas, Lone Star College System, Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2/15/2022	1,240	1,272
State of Texas, Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 12/15/2021	1,520	1,546
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]	1,195	1,195
State of Texas, Port Arthur Navigation Dist. Industrial Dev. Corp., Rev. Bonds (Air Products Project), Series 2005, 0.02% 2040[2]	3,500	3,500
State of Texas, Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2/15/2022	3,235	3,320
State of Texas, Tax and Rev. Anticipation Notes, Series 2020, 4.00% 8/26/2021	108,530	108,804
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.09% 9/8/2021	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/17/2021	7,000	7,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.08% 10/6/2021	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A, 0.08% 9/10/2021	25,000	25,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A-2, 0.13% 8/17/2021	15,000	15,000
State of Texas, Veterans Bonds, Series 2019, 0.02% 2050[2]	13,775	13,775
State of Virginia, County of Arlington, Industrial Dev. Auth., Rev. Bonds (County Projects), Series 2020-A, 5.00% 8/1/2021	1,000	1,000

American Funds Tax-Exempt Funds	87

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.02% 2036[2]	$7,115	$7,115
State of Virginia, County of Loudoun, Econ. Dev. Auth., Public Fac. Rev. and Rev. Ref. Bonds (Loudoun County Public Facs. Project), Series 2021-A, 5.00% 12/1/2021	2,155	2,190
State of Washington, County of Clark, Vancouver School Dist. No. 37, Unlimited Tax G.O. Bonds, Series 2021, 4.00% 12/1/2021	2,250	2,279
State of Wisconsin, Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2017-A-3, AMT, 0.20% 2027 (put 2021)[4]	7,750	7,750
State of Wisconsin, School District of the City of Wisconsin Rapids and the Counties of Wood and Portage, Bond Anticipation Notes, Series 2021, 2.00% 1/6/2022	3,485	3,491
State of Wyoming, County of Sublette, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, AMT, 0.05% 2044[2]	2,850	2,850

Total short-term securities (cost: $1,407,204,000)		1,407,726
Total investment securities 102.52% (cost: $7,570,263,000)		7,755,440
Other assets less liabilities (2.52%)		(190,711)

Net assets 100.00%		$7,564,729

Futures contracts

				Notional	Value at	Unrealized (depreciation) appreciation
		Number of		amount [5]	7/31/2021 [6]	at 7/31/2021
Contracts	Type	contracts	Expiration	(000)	(000)	(000)
2 Year U.S. Treasury Note Futures	Long	173	September 2021	$34,600	$38,174	$(7)
5 Year U.S. Treasury Note Futures	Long	880	September 2021	88,000	109,512	439
10 Year Ultra U.S. Treasury Note Futures	Short	100	September 2021	(10,000)	(15,025)	(530)
10 Year U.S. Treasury Note Futures	Short	1,500	September 2021	(150,000)	(201,680)	(3,662)
						$(3,760)

[1]	Step bond; coupon rate may change at a later date.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $54,654,000, which represented .72% of the net assets of the fund.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.
[5]	Notional amount is calculated based on the number of contracts and notional contract size.
[6]	Value is calculated based on the notional amount and current market price.

88	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Key to abbreviations and symbol

Agcy. = Agency
AMT = Alternative Minimum Tax
Auth. = Authority
Certs. = Certificates
Dept. = Department
Dev. = Development
Dist. = District
Econ. = Economic
Fac. = Facility
Facs. = Facilities
Fin. = Finance
Fncg. = Financing
G.O. = General Obligation
IAM = Interest at Maturity
LIBOR = London Interbank Offered Rate
LOC = Letter of Credit
Part. = Participation
Preref. = Prerefunded
Redev. = Redevelopment
Ref. = Refunding
Rev. = Revenue
SIFMA = Securities Industry and Financial Markets Association
USD/$ = U.S. dollars

See notes to financial statements.

American Funds Tax-Exempt Funds	89

The Tax-Exempt Bond Fund of America

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 88.71%	Principal amount (000)	Value (000)
Alabama 1.24%
Auburn University, General Fee Rev. Bonds, Series 2018-A, 5.00% 2036	$4,440	$5,574
City of Birmingham, Special Care Facs. Fncg. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-B, 5.00% 2046	500	596
City of Birmingham, Water Works Board, Water Rev. Ref. Bonds, Series 2016-B, 5.00% 2035 (preref. 2027)	6,450	7,986
City of Birmingham, Water Works Board, Water Rev. Ref. Bonds, Series 2016-B, 5.00% 2043 (preref. 2027)	21,950	27,177
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 3), Series 2018-A, 4.00% 2048 (put 2023)	2,500	2,701
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	3,410	3,973
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	40,850	42,091
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2021-A, 4.00% 2051 (put 2023)	18,430	23,229
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2021	10,000	10,039
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2025 (preref. 2022)	2,000	2,106
County of Houston, Health Care Auth., Hospital Rev. Bonds, Series 2016-A, 5.00% 2030	3,000	3,491
County of Jefferson, G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2022	2,250	2,321
County of Jefferson, G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2023	1,750	1,889
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2027	3,000	3,724
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2028	2,500	3,085
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2029	5,000	6,164
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2030	5,000	6,148
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2031	7,500	9,210
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2032	2,250	2,760
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2033	5,040	6,185
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2034	8,200	10,057
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.00% 2042	11,300	13,129
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2044	22,340	24,926
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.25% 2048	17,665	19,800
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 7.00% 2051	1,500	1,775
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.50% 2053	11,000	12,381
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.50% 2053	10,970	12,860
Lower Alabama Gas Dist., Gas Project Rev. Bonds, Series 2016-A, 5.00% 2046	10,600	16,354
Lower Alabama Gas Dist., Gas Project Rev. Bonds, Series 2016-A, 5.00% 2031	5,000	6,607
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2015, 5.00% 2033	2,500	2,834
County of Morgan, Board of Education Capital Outlay School Warrants, Series 2012, 5.00% 2035 (preref. 2022)	1,050	1,102
City of Prattville, Industrial Dev. Board, Environmental Improvement Rev. Ref. Bonds (International Paper Co. Project), Series 2019-B, 2.00% 2033 (put 2024)	450	474
City of Prattville, Industrial Dev. Board, Recovery Zone Fac. Rev. Ref. Bonds (International Paper Co. Project), Series 2019-C, 2.00% 2033 (put 2024)	425	448
City of Selma, Industrial Dev. Board, Gulf Opportunity Zone Bonds (International Paper Co. Project), Series 2011-A, 5.375% 2035	4,090	4,154

90	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Alabama (continued)
City of Selma, Industrial Dev. Board, Gulf Opportunity Zone Rev. Ref. Bonds (International Paper Co. Project), Series 2019-A, 2.00% 2033 (put 2024)	$3,775	$3,977
South East Gas Supply Dist., Gas Supply Rev. Bonds (Project No. 2), Series 2018-A, 4.00% 2049 (put 2024)	1,000	1,096
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 1), Series 2021-A, 4.00% 2051 (put 2028)	1,995	2,405
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	34,615	43,580
		348,408

Alaska 0.13%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2019-A, 3.75% 2042	11,655	13,106
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	1,465	1,555
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	11,230	12,487
International Airport System, Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	3,000	3,554
International Airport System, Rev. Ref. Bonds, Series 2016-B, 5.00% 2034	3,500	4,139
		34,841

Arizona 1.74%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2025	13,220	15,287
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2026	1,780	2,133
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2027	1,305	1,614
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	1,375	1,750
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	1,700	2,212
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2017-A, 5.00% 2033	6,395	8,043
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2017-A, 5.00% 2034	16,455	20,645
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2017-A, 5.00% 2038	1,530	1,903
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2036	1,000	1,328
Board of Regents of the Arizona State University System, Rev. Ref. Certs. of Part. (University of Arizona Projects), Series 2012-C, 5.00% 2026 (preref. 2022)	3,035	3,159
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-A, 5.00% 2023[1]	825	863
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-A, 6.00% 2027[1]	2,000	2,121
Chandler Unified School Dist. No. 80, School Improvement Bonds, Series 2019-A, 5.00% 2026	500	612
Chandler Unified School Dist. No. 80, School Improvement Bonds, Series 2019-A, 5.00% 2027	250	315
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.25% 2022	2,185	2,272
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2023	3,725	3,857
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2023	450	488
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 4.00% 2024	825	909
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2024	2,910	3,011
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2025	2,610	2,698
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 4.00% 2026	1,200	1,394
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2026	1,630	1,684
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2028	625	796
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2031	4,105	4,225
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2032	525	679
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Royal Oaks Life Care Community), Series 2016, 5.00% 2039	1,550	1,702
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Sun Health Services), Series 2019-A, 5.00% 2048	5,000	5,850
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Sun Health Services), Series 2019-A, 5.00% 2054	4,900	5,720
City of Glendale, Water and Sewer Rev. Ref. Obligations, Series 2012, 5.00% 2027	1,500	1,564
Glendale Union High School Dist. No. 205, School Improvement Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2038	1,000	1,240
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2033	1,000	1,248
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2035	1,100	1,367

American Funds Tax-Exempt Funds	91

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2036	$1,000	$1,241
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2037	1,045	1,293
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2039	2,045	2,520
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2044	1,630	1,988
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 4.00% 2049	4,075	4,630
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2038	250	299
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2045	2,200	2,580
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2028	2,735	3,149
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2042	1,000	1,171
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2047	1,310	1,525
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2051	1,025	1,192
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 5.00% 2037[1]	1,005	1,183
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.125% 2037[1]	2,150	2,494
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.25% 2047[1]	5,305	6,121
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.375% 2050[1]	4,000	4,633
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2051[1]	700	812
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 3.55% 2029[1]	835	913
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 5.00% 2039[1]	1,325	1,536
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2020-A, 5.00% 2037	1,000	1,297
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2020-A, 4.00% 2050	2,000	2,339
Industrial Dev. Auth., Municipal Certs., Series 2019-2, Class A, 3.625% 2033	53,614	61,714
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2028	2,000	2,574
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2029	1,000	1,294
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2030	2,000	2,683
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2030	2,000	2,656
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2031	5,650	7,742
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Benjamin Franklin Charter School Projects), Series 2018-A, 6.00% 2038[1]	3,480	4,293
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 4.00% 2023	620	664
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 5.00% 2037	725	868
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 5.00% 2052	750	883
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 4.00% 2034	500	591
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 5.00% 2039	750	941
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 5.25% 2045	3,000	3,773
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 5.00% 2049	1,500	1,853
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 4.00% 2050	3,000	3,438
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 5.00% 2054	1,650	2,033
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Paradise Schools Project), Series 2019, 4.00% 2049	2,845	3,338
County of Maricopa, Industrial Dev. Auth., Hospital Rev. Bonds (Honor Health), Series 2021-A, 4.00% 2037	585	715
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2016-A, 5.00% 2035	5,000	6,049
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-D, 4.00% 2048	28,635	33,982
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-C, 5.00% 2048 (put 2024)	1,035	1,193
County of Maricopa, Pollution Control Rev. Ref. Bonds (El Paso Electric Co. Palo Verde Project), Series 2009-A, 3.60% 2040	7,250	8,103

92	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
County of Maricopa, Special Health Care Dist., G.O. Bonds, Series 2021-D, 5.00% 2031	$2,500	$3,414
County of Maricopa, Special Health Care Dist., G.O. Bonds, Series 2021-D, 5.00% 2032	5,205	7,084
McAllister Academic Village LLC, Rev. Ref. Bonds (Arizona State University Hassayampa Academic Village Project), Series 2016, 5.00% 2033	5,080	6,113
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-A, 4.00% 2044	3,000	3,539
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-A, 4.00% 2049	16,000	18,772
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-A, 5.00% 2049	13,890	17,605
City of Phoenix, Civic Improvement Corp., Airport Rev. Ref. Bonds, Series 2017-D, 5.00% 2032	7,320	9,049
City of Phoenix, Civic Improvement Corp., Airport Rev. Ref. Bonds, Series 2017-D, 5.00% 2033	18,655	23,010
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,200	2,666
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2032	2,000	2,421
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2033	1,000	1,209
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,000	1,207
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2035	2,000	2,408
City of Phoenix, Civic Improvement Corp., Water System Rev. Bonds, Series 2021-A, 5.00% 2045	4,750	6,344
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2035[1]	2,675	3,007
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2035[1]	1,000	1,124
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2045[1]	2,500	2,788
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2046[1]	3,900	4,347
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 4.00% 2026[1]	2,390	2,576
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2035[1]	910	1,002
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 5.00% 2036[1]	8,535	9,680
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 6.75% 2044[1]	1,500	1,737
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2045[1]	1,050	1,141
City of Phoenix, Industrial Dev. Auth., Lease Rev. Bonds (Rowan University Project), Series 2012, 5.25% 2034	13,750	14,313
City of Phoenix, Industrial Dev. Auth., Lease Rev. Bonds (Rowan University Project), Series 2012, 5.00% 2042	12,000	12,441
County of Pima, Industrial Dev. Auth., Industrial Dev. Rev. Bonds (Tucson Electric Power Co. Project), Series 2013-A, 4.00% 2029	1,140	1,201
Salt Verde Financial Corp., Senior Gas Rev. Bonds, Series 2007, 5.00% 2037	6,905	9,870
City of Scottsdale, Municipal Property Corp., Excise Tax Rev. Ref. Bonds, Series 2006, 5.00% 2030	8,000	10,344
City of Tempe, Industrial Dev. Auth., Rev. Ref. Bonds (Friendship Village of Tempe), Series 2012-A, 6.25% 2042	2,500	2,526
Transportation Board, Highway Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	2,000	2,088
City of Tucson, Water System Rev. and Rev. Ref. Obligations, Series 2017, 5.00% 2029	1,500	1,881
City of Tucson, Water System Rev. and Rev. Ref. Obligations, Series 2017, 5.00% 2030	1,250	1,561
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2024	400	458
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2025	500	594
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2026	400	490
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2027	300	378
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2028	400	517
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2029	400	528
		488,418

Arkansas 0.01%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.57% 2044 (put 2022)[2]	2,750	2,747

California 5.52%
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2035	2,000	2,285
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2035	3,400	4,125

American Funds Tax-Exempt Funds	93

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2046	$500	$558
City of Aliso Viejo, Community Facs. Dist. No. 2005-01 (Glenwood at Aliso Viejo), Special Tax Bonds, Series 2014, 5.00% 2032	1,230	1,350
City of Aliso Viejo, Community Facs. Dist. No. 2005-01 (Glenwood at Aliso Viejo), Special Tax Bonds, Series 2014, 5.00% 2033	1,325	1,453
City of Aliso Viejo, Community Facs. Dist. No. 2005-01 (Glenwood at Aliso Viejo), Special Tax Bonds, Series 2014, 5.00% 2038	2,895	3,163
Azusa Unified School Dist., G.O. Bonds, 2014 Election, Series 2019-C, 5.00% 2044	3,400	4,247
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2049	2,100	2,605
Baldwin Park Unified School Dist., G.O. Bonds, 2018 Election, Series 2021, 3.00% 2043	1,250	1,348
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2011, 6.125% 2041	1,715	1,721
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-A, 5.00% 2047	7,315	7,531
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2027	1,085	1,239
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2029	985	1,124
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2030	295	337
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Senior Living Rev. Bonds (Odd Fellows Home of California), Series 2012-A, 5.00% 2032	3,000	3,199
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-S-7, 4.00% 2034	5,000	5,880
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-A-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2045 (put 2023)[2]	1,150	1,158
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-B-1, (SIFMA Municipal Swap Index + 1.10%) 1.12% 2045 (put 2024)[2]	23,100	23,467
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-B, 2.85% 2047 (put 2025)	4,400	4,759
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.28%) 0.30% 2056 (put 2024)[2]	7,250	7,235
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-F-1, 5.00% 2056 (preref. 2027)	9,985	12,528
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2019-S-8, 5.00% 2056	8,500	10,802
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8D), Special Tax Bonds, Series 2018-A, 5.00% 2043	750	868
City of Brea, Successor Agcy. to the Redev. Agcy. (Redev. Project AB), Tax Allocation Rev. Ref. Bonds, Series 2013, 5.00% 2026	1,200	1,313
Trustees of the California State University, Systemwide Rev. Ref. Bonds, Series 2011-A, 5.00% 2037 (preref. 2021)	4,000	4,048
Capistrano Unified School Dist., School Facs. Improvement Dist. No. 1, G.O. Bonds, Capital Appreciation Bonds, 1999 Election, Series 2001-B, Assured Guaranty Municipal insured, 0% 2025	8,000	7,088
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 4.125% 2030	1,450	1,492
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 4.125% 2031	800	822
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 5.00% 2035	1,000	1,039
City of Carson, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No.1), Series 2014-A, Assured Guaranty Municipal insured, 4.25% 2033	750	824
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2033	750	908
Chaffey Community College Dist., G.O. Bonds, 2018 Election, Series 2019-A, 4.00% 2043	5,000	5,840
Chaffey Community College Dist., G.O. Bonds, 2018 Election, Series 2019-A, 3.00% 2046	2,000	2,146
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2025	1,065	1,244
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2026	225	267
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2034	1,090	1,280
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2035	1,725	2,023
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2028	1,370	1,552
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2029	1,325	1,496
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2034	2,360	2,572

94	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2028	$570	$696
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2031	1,015	1,224
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2032	1,070	1,288
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2033	1,125	1,353
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-F, 0% 2043	4,000	2,199
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[1]	22,790	25,926
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[1]	1,050	1,206
Community Housing Agcy., Essential Housing Rev. Bonds (Verdant at Green Valley), Series 2019-A, 5.00% 2049[1]	1,000	1,162
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 4.00% 2049	1,000	1,145
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2035	1,500	1,071
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2040	500	296
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Pasadena Portfolio), Series 2021-A-1, 2.65% 2046[1]	2,500	2,608
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Pasadena Portfolio), Series 2021-A-2, 3.00% 2056	2,710	2,824
Educational Facs. Auth., Rev. Bonds (Loyola Marymount University), Capital Appreciation Bonds, Series 2001-A, National insured, 0% 2037	6,000	4,447
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2010-U-1, 5.25% 2040	505	777
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2019-V-1, 5.00% 2049	4,000	6,482
Educational Facs. Auth., Rev. Green Bonds (Stanford University), Series 2021-V-2, 5.00% 2051	5,210	8,586
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 4.00% 2029	2,120	2,206
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, 5.00% 2026	1,300	1,537
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2034	500	591
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2035	500	591
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2038	1,500	1,770
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2041	8,150	9,526
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2046	5,435	6,310
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 3.375% 2030	1,500	1,546
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 4.00% 2033	3,000	3,138
Elk Grove Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2046	1,105	1,260
Elk Grove Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2048	3,000	3,419
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2032	890	1,002
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2033	775	873
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2017-A, 5.00% 2046	3,000	3,689
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2020-A, 4.00% 2049	3,500	4,079
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2034	1,000	745
City of Eureka, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, 5.00% 2022	1,000	1,056
City of Eureka, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, National insured, 5.00% 2023	1,040	1,148
City of Fillmore, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2027	2,670	3,233
City of Fillmore, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2028	3,120	3,772
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2039	3,000	3,454
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2040	5,000	5,750
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2031	880	981
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2034	2,600	2,887
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2022	95	99
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	145	156

American Funds Tax-Exempt Funds	95

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2013-A, 6.00% 2053 (preref. 2024)	$7,500	$8,583
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2034	2,000	1,585
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2035	2,000	1,543
County of Fresno, Sanger Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2055	1,205	1,454
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 3.00% 2033	1,000	1,126
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2016-B, 3.00% 2043	2,000	2,114
Fresno Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,005	1,221
G.O. Bonds, Series 2011, 5.25% 2028	6,500	6,526
G.O. Bonds, Series 2011, 5.25% 2028 (preref. 2021)	2,685	2,696
G.O. Bonds, Series 2021, 5.00% 2031	395	478
G.O. Bonds, Series 2021, 5.00% 2032	335	405
G.O. Bonds, Series 2015, 5.25% 2032	10,000	11,938
G.O. Bonds, Series 2021, 5.00% 2034	335	404
G.O. Bonds, Series 2020, 4.00% 2041	500	567
G.O. Bonds, Series 2020, 4.00% 2045	2,000	2,259
G.O. Bonds, Series 2021, 5.00% 2046	260	342
G.O. Bonds, Series 2020, 4.00% 2050	1,000	1,192
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2041	2,625	3,535
Glendale Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-B, 0% 2029	990	894
Glendale Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-B, 0% 2031	1,250	1,067
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022	4,000	4,162
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2025	10,000	9,761
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026	15,500	14,922
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, AMBAC insured, 0% 2027	7,460	7,060
Grossmont Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2008, 0% 2032	9,835	8,289
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Series 2020-A, 5.00% 2045	4,700	5,737
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Series 2020-A, 5.00% 2061	3,085	3,711
Hayward Unified School Dist., G.O. Bonds, 2018 Election, Series 2020, Assured Guaranty Municipal insured, 4.00% 2050	2,500	2,955
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2044	7,000	8,797
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 4.00% 2048	7,000	8,173
Hayward Unified School Dist., G.O. Rev. Ref. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2040	3,000	3,788
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 4.00% 2038	9,415	11,112
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 5.00% 2047	36,640	57,407
Health Facs. Fncg. Auth., Rev. Bonds (Marshall Medical Center), Series 2020-A, 4.00% 2040	1,000	1,192
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 4.00% 2047	1,035	1,181
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2038	2,100	2,632
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	2,695	2,859
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2046	1,050	1,227
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2051	5,500	6,397
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2024	255	293
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2026	350	401
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2013-A, 5.00% 2033	1,300	1,420
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-C, 5.00% 2034 (put 2022)	9,100	9,635
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2032	6,000	7,594
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2035	8,500	10,713
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2036	6,000	7,552
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Hospital and Clinics), Series 2012-A, 5.00% 2051 (preref. 2022)	12,745	13,391
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 4.00% 2038	4,000	4,586

96	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2040	$700	$889
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2050	1,250	1,563
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2055	1,000	1,242
Housing Fin. Agcy., Municipal Certs., Series 2019-A-2, 4.00% 2033	10,678	12,712
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	17,985	21,443
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2036[1]	340	408
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2041[1]	510	604
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2046[1]	135	158
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2051[1]	175	205
City of Indian Wells, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Consolidated Whitewater Redev. Project Area), Series 2016-A, National insured, 5.00% 2033	4,800	5,804
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.22% 2037 (put 2022)[2]	19,925	19,978
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2019, 1.75% 2055 (put 2026)	4,750	4,983
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (J. Paul Getty Trust), Series 2013-A-2, (3-month USD-LIBOR x 0.70 + 0.33%) 0.40% 2047 (put 2022)[2]	6,100	6,103
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.72% 2050 (put 2026)[2]	1,000	1,014
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2028	1,000	1,238
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2030	950	1,171
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 1, Special Tax Bonds, Series 2014, 5.00% 2039	1,000	1,121
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 3.25% 2022	100	103
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 5.00% 2023	1,235	1,301
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 4.00% 2028	675	699
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2023	1,100	1,215
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2027	325	357
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2030	700	765
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2032	350	408
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2033	585	680
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2034	615	713
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2035	375	434
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2042	1,000	1,147
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2025	1,000	1,194
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 4.00% 2026	150	175
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2026	1,300	1,605
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2027	1,085	1,379
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2032	250	310
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2033	120	148
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2034	1,000	1,229
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2034	475	584
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2035	1,255	1,635
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2035	530	650
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2036	510	624
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2037	705	861

American Funds Tax-Exempt Funds	97

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2038	$645	$785
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-C, BAM insured, 5.00% 2042	1,000	1,211
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2044	6,145	7,291
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2047	2,000	2,398
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 5.00% 2049	1,000	1,196
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2051	3,000	3,581
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2054	8,000	9,574
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 5.00% 2057	1,000	1,191
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013-A, 5.25% 2024	1,145	1,263
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2026	700	797
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2032	1,260	1,431
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2042	1,250	1,411
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2031	1,890	2,328
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2035	1,125	1,363
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2039	1,095	1,306
La Mesa-Spring Valley School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2046	935	1,074
La Mesa-Spring Valley School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2051	3,125	3,579
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2013-A, 5.00% 2029 (preref. 2023)	1,435	1,581
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2013-A, 5.00% 2030 (preref. 2023)	1,500	1,653
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2033 (preref. 2024)	1,890	2,171
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2035	1,330	1,516
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2040	4,375	4,969
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2039	1,000	1,221
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2041	675	819
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2047	1,700	2,036
City of Lancaster, Successor Agcy. to the Redev. Agcy., Combined Redev. Project Areas (Housing Programs), Tax Allocation Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,100	1,146
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.25% 2024	1,000	1,106
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2032	3,750	4,081
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.125% 2035	1,250	1,359
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2027	1,000	1,011
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2028	1,000	1,011
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2040	2,235	2,488
Long Beach Unified School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-G, Assured Guaranty insured, 0% 2029	3,995	3,626
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2029	1,135	1,289
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2030	985	1,117
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2031	685	776
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2013-B, 5.00% 2038	1,500	1,624
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-B, 5.00% 2042	1,400	1,734
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2019-B, 5.00% 2049	1,805	2,288
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Ref. Bonds, Series 2019-C, 5.00% 2040	1,925	2,504
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Ref. Bonds, Series 2015-C, 5.00% 2027	1,500	1,762
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022	6,000	6,162

98	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2036	$21,695	$27,449
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2037	4,690	5,915
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2038	10,990	13,803
County of Los Angeles, Redev. Ref. Auth., Tax Allocation Rev. Ref. Bonds (Various Redev. Project Areas), Series 2013-D, Assured Guaranty Municipal insured, 5.00% 2027	1,950	2,127
Los Angeles County Facs., Inc., Lease Rev. Bonds (Vermont Corridor County Administration Building), Series 2018-A, 5.00% 2043	1,250	1,573
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2005 Election, Series 2018-M-1, 5.25% 2042	20,000	25,115
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.125% 2029	4,610	5,883
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-C, 7.00% 2034	3,105	4,940
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.50% 2039	7,005	11,708
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2026	1,440	1,697
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2029	1,260	1,509
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 3.00% 2031	570	611
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2031	250	298
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2032	725	849
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2033	760	888
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2033	345	411
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2034	600	700
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2036	850	989
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-A, 5.00% 2033	4,390	5,220
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2017-D, (SIFMA Municipal Swap Index + 0.14%) 0.16% 2037 (put 2024)[2]	11,000	11,003
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2017-E, 0.16% 2037 (put 2024)[2]	1,715	1,715
Modesto Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2026	2,500	2,731
City of Morgan Hill, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	2,000	2,206
Morongo Band of Mission Indians, Rev. Ref. Bonds, Series 2018-B, 5.00% 2042[1]	5,025	6,045
Mt. San Jacinto Community College, G.O. Bonds, 2014 Election, Series 2021-C, 3.00% 2035	1,040	1,162
Municipal Fin. Auth., Certs. of Part. (Palomar Health), Series 2021, 5.00% 2027[1]	14,735	17,668
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2036[1]	1,500	1,780
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2046[1]	1,500	1,754
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2039	850	996
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2030	1,785	2,068
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2031	1,030	1,190
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2032	1,000	1,153
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2033	1,100	1,266
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2038	3,750	4,285
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 5.00% 2044	3,750	4,495
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2041	220	268
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2046	615	743
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2051	1,515	1,644
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2054	1,490	1,610
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2031	2,810	2,935
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 4.00% 2034	1,965	2,021
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2022	1,250	1,312
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2024	760	864
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2026	2,620	3,176
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2027	1,875	2,255
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2031	1,915	2,258

American Funds Tax-Exempt Funds	99

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2032	$1,175	$1,383
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2032	1,000	1,192
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2034	2,935	3,530
Newport Mesa Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2007, National insured, 0% 2022	1,800	1,798
Northern California Gas Auth. No. 1, Gas Project Rev. Bonds, Series 2007-B, (3-month USD-LIBOR + 0.67%) 0.855% 2027[2]	13,640	13,723
Northern California Power Agcy., Hydroelectric Project No. 1, Rev. Ref. Bonds, Series 2012-A, 5.00% 2032	1,400	1,461
City of Oakland, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Central Dist. Redev. Project), Series 2013, 5.00% 2021	2,590	2,600
Ontario International Airport Auth., Airport Rev. Bonds, Series 2021-A, 5.00% 2046	5,385	7,083
Ontario-Montclair School Dist., G.O. Rev. Ref. Bonds, Series 2019-B, 5.00% 2043	2,355	2,931
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2026	1,070	1,128
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2027	1,300	1,371
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2028	750	791
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Bonds, Series 2015-A, 5.00% 2034	730	834
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.25% 2045	1,950	2,226
County of Orange, Community Facs. Dist. No. 2016-1 (Esencia Village), Special Tax Bonds, Series 2016-A, 5.00% 2041	1,250	1,453
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 1, Special Tax Bonds, Series 2018-A, 5.00% 2036	2,880	3,528
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 1, Special Tax Bonds, Series 2018-A, 5.00% 2047	6,000	7,215
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2036	3,000	4,079
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Improvement Bonds, Series 2007, 5.10% 2037	1,820	1,827
City of Palmdale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016-A, National insured, 5.00% 2030	250	302
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2041	2,250	2,737
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2028	7,000	6,428
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2030	15,520	13,591
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2031	3,000	2,571
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2031	650	735
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2034	1,260	1,418
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2030	1,920	2,341
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2031	2,050	2,499
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2032	2,195	2,673
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2033	975	1,186
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	1,265	1,503
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	590	697
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,200	1,392
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 4.00% 2036	715	809
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2033	500	600
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-3, 2.125% 2027[1]	2,085	2,116
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-2, 2.375% 2028[1]	1,250	1,272

100	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-1, 3.125% 2029[1]	$1,000	$1,021
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2046[1]	230	270
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2051[1]	200	234
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2020-D, 5.00% 2029	1,000	1,335
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2013-I, 5.25% 2032	2,500	2,779
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2012-A, 5.00% 2033	2,000	2,065
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2012-A, 5.00% 2037	3,000	3,098
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2030	6,500	8,682
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2032	4,000	5,566
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2032	1,300	1,719
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2035	795	1,042
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2025	1,000	1,133
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2027	425	490
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2028	1,185	1,355
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2030	1,390	1,564
City of Rancho Mirage, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	1,835	1,978
City of Rancho Santa Fe, Community Services Dist., Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2029	1,500	1,811
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2026	335	408
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2033	310	370
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2034	1,000	1,191
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2028 (preref. 2024)	490	561
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2029 (preref. 2024)	540	618
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2035 (preref. 2024)	2,525	2,892
City of Riverside, Rev. Ref. Water Bonds, Series 2011-A, (SIFMA Municipal Swap Index + 0.15%) 0.15% 2035 (put 2021)[2]	2,000	1,998
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Bonds (Project Area No. 1, Desert Communities and Interstate 215 Corridor Projects), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2026	1,235	1,461
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2030	600	677
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2033	1,000	1,129
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2034	1,000	1,129
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2029	2,560	3,005
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2031	1,500	1,750
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2016-B, BAM insured, 4.00% 2032	1,000	1,115
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 4.00% 2037	2,500	2,786
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2027	1,480	1,717
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2028	2,135	2,474
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2030	2,175	2,520
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	1,040	1,205
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2032	1,115	1,292
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2035	1,000	1,156
Riverside Unified School Dist., G.O. Bonds, 2016 Election, Series 2019-B, 3.00% 2036	1,070	1,174
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2021	1,005	1,009
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2022	500	525
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	500	588

American Funds Tax-Exempt Funds	101

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2037	$1,750	$1,996
City of Roseville, Fin. Auth., Electric System Rev. Ref. Bonds, Series 2017-A, 4.00% 2036	3,365	3,833
Roseville Joint Union High School Dist., G.O. Bonds, 2016 Election, Series 2017-A, 4.00% 2045	4,000	4,592
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2025	100	120
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2028	1,735	2,049
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2035	3,000	3,500
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.25% 2024	1,160	1,283
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.25% 2033	1,500	1,637
City of Sacramento, Fncg. Auth., Rev. Ref. Bonds (Master Lease Program Facs.), Series 2006-E, AMBAC insured, 5.25% 2025	7,500	9,122
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 2013-A, 5.00% 2037	1,500	1,637
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	1,000	1,198
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2041	4,200	5,047
County of Sacramento, Water Fncg. Auth., Rev. Ref. Bonds (Water Agcy. Zones 40 and 41), Series 2007-B, FGIC-National insured, (3-month USD-LIBOR + 0.55%) 0.64% 2034[2]	6,295	6,306
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2044	935	1,116
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2049	1,810	2,145
County of San Bernardino and Cities of Colton, Loma Linda and San Bernardino, Successor Agcy. to the Inland Valley Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, 5.00% 2044	10,500	11,575
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,098
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2027	1,000	1,098
San Bruno Park School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 4.00% 2048	1,370	1,597
City of San Buenaventura, Rev. Bonds (Community Memorial Health System), Series 2011, 7.50% 2041 (preref. 2021)	19,850	20,327
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2028	950	1,108
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2033	2,000	2,646
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	8,260	8,732
Grossmont-Cuyamaca Community College Dist., G.O. Bonds, 2012 Election, Series 2018-B, 4.00% 2047	3,500	4,087
San Diego Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2013, 0% 2041[3]	12,990	7,403
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-F-2, 5.00% 2050	20,500	25,852
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2051	1,075	1,217
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-C, 4.00% 2050	2,000	2,415
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2036[1]	260	304
City of San Francisco, Municipal Transportation Agcy., Rev. Green Bonds, Series 2021-C, 4.00% 2051	5,000	6,044
San Francisco Community College Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	1,500	1,791
San Leandro Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2023	500	538
San Leandro Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2043	1,300	1,524
San Lorenzo Valley Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	750	876
San Mateo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006-B, National insured, 0% 2031	29,425	26,175
City of San Ramon, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2028	400	461
City of San Ramon, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2038	2,500	2,854
Santa Ana Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-B, Assured Guaranty insured, 0% 2034	10,000	7,976
Santa Clara Valley Water Dist., Water System Rev. Ref. Bonds, Series 2020-A, 5.00% 2050	1,750	2,274

102	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2035	$1,725	$1,994
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2036	1,780	2,055
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2046	1,245	1,421
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2013-A-1, 7.375% 2043 (preref. 2022)	2,890	3,117
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[1]	1,960	2,254
Statewide Communities Dev. Auth., Health Fac. Rev. Bonds (Catholic Healthcare West), Series 2007-F, Assured Guaranty Municipal insured, 0.19% 2040[2]	14,800	14,800
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	1,985	1,984
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-C, 2.625% 2033 (put 2023)	10,345	10,923
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	2,820	2,978
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2014, 5.00% 2044	16,500	18,581
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-M, 5.00% 2038 (put 2029)	9,000	12,000
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-L, 5.00% 2038 (put 2029)	4,000	5,333
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2012-A, 5.00% 2042	6,000	6,194
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.125% 2023	360	382
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.00% 2025[1]	2,500	2,909
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.00% 2041[1]	3,425	3,885
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.25% 2056[1]	1,000	1,133
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2036[1]	750	876
Statewide Communities Dev. Auth., Senior Living Health Fac. Rev. Bonds (Los Angeles Jewish Home for the Aging - Fountainview at Gonda), Series 2014-A, 5.00% 2044	1,450	1,550
City of Suisun, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2032	1,245	1,407
City of Temecula, Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	1,220	1,527
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2029	1,005	1,167
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2030	630	731
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2031	1,295	1,501
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2032	2,965	3,433
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2033	2,135	2,470
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2035	500	578
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.375% 2031	1,010	1,051
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2032	2,655	2,815
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2033	1,380	1,458
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2045	1,000	1,273
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 2.40% 2049	1,000	1,046
City of Turlock, Irrigation Dist., Rev. Ref. Bonds, Series 2016, 5.00% 2041	8,640	10,572
City of Turlock, Irrigation Dist., Rev. Ref. Bonds, Series 2016, 5.00% 2046	6,755	8,283
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	1,215	1,422
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2037	1,000	1,167
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	300	340
Tustin Unified School Dist., Community Facs. Dist. No. 88-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2022	1,000	1,051
Tustin Unified School Dist., Community Facs. Dist. No. 88-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2023	545	599

American Funds Tax-Exempt Funds	103

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2026	$1,285	$1,505
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2028	1,265	1,470
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, BAM insured, 5.00% 2033	4,000	4,708
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, BAM insured, 5.00% 2038	2,155	2,521
Twin Rivers Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2016, Assured Guaranty Municipal insured, 0% 2041	5,750	2,801
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 5.00% 2046	13,315	17,642
Regents of the University of California, Limited Project Rev. Bonds, Series 2017-M, 5.00% 2047	17,700	21,781
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 4.00% 2051	2,250	2,720
Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2016-L, 4.00% 2037	2,300	2,615
Vacaville Unified School Dist., G.O. Bonds, 2014 Election, Series 2020-D, 4.00% 2045	1,850	2,160
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, BAM insured, 4.00% 2046	1,730	2,018
Val Verde Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2046	1,650	1,924
County of Ventura, Public Fncg. Auth., Lease Rev. Bonds, Series 2013-A, 5.00% 2029 (preref. 2022)	3,000	3,185
City of Vernon, Electric System Rev. Bonds, Series 2020-A, 5.00% 2021	5,000	5,000
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 5.00% 2026	1,140	1,344
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 5.00% 2027	1,410	1,660
Walnut Valley Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2007 Election, Series 2011-B, BAM insured, 0% 2036	5,655	4,023
Washington Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006-B, National insured, 0% 2031	1,000	849
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2033	5,700	7,817
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2035	2,810	3,829
West Contra Costa Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A-1, Assured Guaranty Municipal insured, 3.00% 2046	3,500	3,806
West Contra Costa Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A-1, Assured Guaranty Municipal insured, 3.00% 2051	4,890	5,296
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2027	350	424
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2028	550	663
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2029	1,205	1,445
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2031	675	804
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 4.00% 2032	1,400	1,580
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 4.00% 2033	1,455	1,643
West Sonoma County Union High School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 5.00% 2043	775	966
West Sonoma County Union High School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 5.00% 2046	705	875
West Sonoma County Union High School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 5.00% 2049	1,000	1,239
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,035	1,255
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	1,165	1,409
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2044	1,105	1,316
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 5.00% 2029	1,000	1,224
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 5.00% 2030	1,570	1,914
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2032	3,425	3,942
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2033	3,560	4,089
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2016, 4.00% 2041	2,535	2,787
		1,545,866

104	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado 2.00%
County of Arapahoe, Copperleaf Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2020-A, 5.00% 2039	$1,550	$1,707
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2038	3,805	4,599
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2046	1,000	1,083
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2021	100	102
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2022	165	175
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2022	100	106
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2023	195	215
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2023	120	133
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2024	200	229
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2024	135	155
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2025	180	213
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2025	125	147
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2026	270	317
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2026	195	238
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2027	200	250
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2027	125	147
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2028	260	305
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2028	210	269
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2029	210	275
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2029	125	146
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2030	250	291
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2030	215	280
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2031	230	299
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2031	135	157
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2033	255	329
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2034	285	367
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2035	100	129
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 3.25% 2050	2,250	2,414
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2050	1,500	1,881
City of Aurora, Sewer Rev. Bonds (Seam Fac. and Other System Improvements Project), Series 2021, 4.00% 2051	4,000	4,872
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 3.00% 2022	177	180
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 3.50% 2027	500	544
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2037	1,275	1,477
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2037	200	232
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2047	5,255	5,993

American Funds Tax-Exempt Funds	105

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
City of Aurora, Tallyn’s Reach Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2013, 5.125% 2038 (preref. 2024)	$135	$149
City and County of Broomfield, Arista Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2048	4,425	4,778
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.50% 2035	1,000	913
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.75% 2046	1,800	1,605
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 6.00% 2050	1,650	1,498
City and County of Broomfield, Palisade Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2016, 4.375% 2031	1,428	1,479
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 3.00% 2021	849	853
Certs. of Part., Series 2021-A, 4.00% 2036	1,500	1,884
Certs. of Part., Series 2021-A, 3.00% 2037	9,065	10,243
Certs. of Part., Series 2021-A, 4.00% 2038	1,000	1,249
Certs. of Part., Series 2021-A, 4.00% 2039	1,500	1,861
Certs. of Part., Series 2021-A, 4.00% 2040	1,500	1,857
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2042	4,000	4,937
City and County of Denver, Central Platte Valley Metropolitan Dist., G.O. Rev. Ref. Bonds, Series 2013-A, 5.375% 2033	1,750	1,896
City and County of Denver, Dedicated Tax Rev. Bonds, Capital Appreciation Bonds, Series 2018-A-2, 0% 2033	2,000	1,416
City and County of Denver, Dedicated Tax Rev. Bonds, Capital Appreciation Bonds, Series 2018-A-2, 0% 2034	2,000	1,353
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2017-B, 5.00% 2033	6,500	8,103
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, 5.00% 2048	13,515	16,957
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Bonds, Series 2016-A, National insured, 5.00% 2029	1,510	1,830
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Bonds, Series 2017-A, 5.00% 2041	4,750	5,477
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2028	4,485	5,275
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	2,660	3,125
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	1,500	1,759
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,140	1,334
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2032	1,685	1,969
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	1,250	1,435
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2024	1,045	1,103
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2025	3,500	3,692
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2018-A, 5.25% 2039[1]	1,335	1,468
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	2,315	2,319
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2004-A, National insured, 0% 2027	3,250	3,050
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2004-A, National insured, 0% 2028	2,000	1,836
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2030	14,065	12,252
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2031	1,375	1,167
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2010-A, Assured Guaranty Municipal insured, 0% 2035	14,760	11,386
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2041	65	74
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2051	200	224
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2061	255	283
Educational and Cultural Facs. Auth., Rev. Ref. Bonds (Johnson & Wales University Project), Series 2013-B, 5.00% 2027 (preref. 2023)	1,500	1,619
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2021	100	102
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2023	125	139

106	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2025	$150	$179
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2026	105	129
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2027	110	138
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2029	150	196
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	150	195
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2031	155	201
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2032	175	226
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2033	185	238
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2034	200	257
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2035	215	275
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2039	1,750	2,064
Counties of Garfield and Mesa, Grand River Hospital Dist., Unlimited Tax G.O. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2023	2,050	2,246
Health Facs. Auth., Health Care Facs. Rev. Bonds (American Baptist Homes of the Midwest Obligated Group), Series 2013, 8.00% 2043	6,300	6,761
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2032	3,460	4,313
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2033 (preref. 2027)	6,910	8,613
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2037 (preref. 2027)	2,020	2,518
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2040	2,500	2,948
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2045 (preref. 2025)	5,500	6,485
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2012, 5.00% 2033 (preref. 2022)	6,015	6,261
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2012, 5.00% 2042 (preref. 2022)	20,350	21,184
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2013, 5.625% 2043 (preref. 2023)	2,485	2,734
Health Facs. Auth., Hospital Rev. Bonds (AdventHealth Obligated Group), Series 2021-A, 5.00% 2038	2,055	2,777
Health Facs. Auth., Hospital Rev. Bonds (AdventHealth Obligated Group), Series 2021-A, 4.00% 2046	1,500	1,823
Health Facs. Auth., Hospital Rev. Bonds (AdventHealth Obligated Group), Series 2021-A, 4.00% 2050	4,000	4,845
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-C, 5.00% 2036 (put 2026)	6,200	7,675
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-A, 5.00% 2041	3,130	3,677
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-B, 5.00% 2048 (put 2025)	21,250	25,499
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-A, 5.00% 2048	11,855	14,616
Health Facs. Auth., Hospital Rev. Bonds (Children’s Hospital Colorado Project), Series 2013-A, 5.00% 2033	12,000	13,137
Health Facs. Auth., Hospital Rev. Bonds (Parkview Medical Center, Inc. Project), Series 2020-A, 4.00% 2045	1,000	1,149
Health Facs. Auth., Hospital Rev. Bonds (Parkview Medical Center, Inc. Project), Series 2020-A, 4.00% 2050	1,400	1,599
Health Facs. Auth., Hospital Rev. Ref. Bonds (Valley View Hospital Association Project), Series 2018, 2.80% 2042 (put 2023)	3,590	3,702
Health Facs. Auth., Retirement Housing Rev. Bonds (Liberty Heights Project), Capital Appreciation Bonds, Series 1991-B, 0% 2024 (escrowed to maturity)	1,765	1,749
Health Facs. Auth., Rev. Bonds (Catholic Health Initiatives), Series 2009-B-1, 5.00% 2027 (preref. 2022)	1,000	1,061
Health Facs. Auth., Rev. Bonds (Christian Living Neighborhoods Project), Series 2019-A-1, 4.00% 2044	1,000	1,167
Health Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-A-2, 4.00% 2049	2,000	2,322

American Funds Tax-Exempt Funds	107

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Health Facs. Auth., Rev. Bonds (Covenant Retirement Communities, Inc.), Series 2018, 5.00% 2048	$11,485	$13,598
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.00% 2042[4]	2,500	1,375
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.125% 2047[4]	2,665	1,466
Health Facs. Auth., Rev. Bonds (Total Longterm Care National Obligated Group Project), Series 2011, 5.00% 2021 (escrowed to maturity)	120	122
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 4.00% 2023	610	637
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 4.00% 2024	270	290
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Communities Project), Series 2012, 5.125% 2030	860	878
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2025	565	629
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2031	500	546
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2012, 5.25% 2037	1,550	1,583
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2022	640	679
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2028	1,065	1,227
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2035	290	329
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2013-A, 5.75% 2036	3,000	3,390
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 5.00% 2032	4,000	5,269
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 4.00% 2036	5,750	6,940
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 4.00% 2037	4,000	4,814
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 4.00% 2038	5,800	6,950
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-B, 4.00% 2040	29,570	35,289
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2013-A, 5.00% 2044	10,000	11,066
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-B-1, Class I, 4.00% 2048	5,540	6,049
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-C, Class I, 4.00% 2048	3,015	3,281
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	1,925	2,130
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	14,805	16,364
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-E, Class I, 4.25% 2049	10,025	11,147
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-H, Class III, 4.25% 2049	6,930	7,777
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-F, Class I, 4.25% 2049	1,610	1,805
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-K, Class I, 3.875% 2050	5,610	6,252
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-B, Class I, 3.00% 2051	7,140	7,823
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-H, Class I, 3.00% 2051	2,720	3,007
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-E, 3.00% 2051	1,475	1,623
City of Lakewood, Plaza Metropolitan Dist. No. 1, Rev. Ref. Bonds, Series 2013, 5.00% 2021[1]	1,000	1,012
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.25% 2028	4,000	5,119
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.50% 2038	39,500	62,501
Regional Transportation Dist., Certs. of Part., Series 2014-A, 5.00% 2044	9,500	10,177
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2033	500	642
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2033	500	619
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2036	700	853
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.75% 2046	1,575	1,637
Weld County School Dist. No. 6, G.O. Bonds, Series 2021, 4.00% 2045	2,705	3,297
		561,356

Connecticut 0.68%
Harbor Point Infrastructure Improvement Dist., Special Obligation Rev. Ref. Bonds (Harbor Point Project), Series 2017, 5.00% 2030[1]	11,500	13,632
Health and Educational Facs. Auth., Rev. Bonds (Covenant Home, Inc.), Series 2018-B, 5.00% 2027	125	154
Health and Educational Facs. Auth., Rev. Bonds (Covenant Home, Inc.), Series 2018-B, 5.00% 2029	430	526
Health and Educational Facs. Auth., Rev. Bonds (Covenant Home, Inc.), Series 2018-B, 5.00% 2037	3,210	3,851
Health and Educational Facs. Auth., Rev. Bonds (Griffin Hospital Issue), Series 2020-G-1, 5.00% 2050[1]	735	889
Health and Educational Facs. Auth., Rev. Bonds (Nuvance Health Issue), Series 2019-A, 4.00% 2034	3,000	3,547
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2025	1,460	1,711
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2030	2,265	2,700
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2031	3,000	3,566
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2035	2,895	3,419
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2036	2,990	3,525

108	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Connecticut (continued)
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2012-J, 5.00% 2042	$250	$259
Health and Educational Facs. Auth., Rev. Bonds (Yale New Haven Health Issue), Series 2014-B, 1.80% 2049 (put 2024)	1,500	1,556
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	3,100	3,146
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2010-A-3, 0.25% 2049 (put 2024)	1,915	1,915
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2017-C-2, 4.00% 2057 (put 2023)	14,000	15,028
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 3.20% 2032	3,000	3,242
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 3.40% 2032	2,940	3,203
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-1, 3.50% 2033	1,965	2,175
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-A-1, 2.30% 2035	1,000	1,037
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.00% 2036	4,870	5,134
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 3.65% 2037	4,750	5,140
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-F-1, 3.50% 2043	6,145	6,741
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-C-1, 3.25% 2044	19,185	21,182
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-A-1, 3.50% 2045	2,810	3,141
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-C-1, 4.00% 2045	10,590	11,690
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	3,405	3,590
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-A-1, 4.00% 2045	2,585	2,854
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.50% 2046	3,850	4,076
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-F-1, 4.00% 2047	5,000	5,477
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	3,235	3,504
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	2,435	2,634
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047	1,625	1,759
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-1, 3.00% 2049	2,885	3,183
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-D-1, 4.00% 2049	11,925	13,579
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-B-1, 4.00% 2049	3,970	4,508
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-5, 0.45% 2051 (put 2024)	4,995	4,995
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-C-2, 3.375% 2051	1,340	1,409
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2013-B-2, 4.00% 2032	690	701
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	965	1,004
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2014-D-1, 4.00% 2044	770	787
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-C, 6.25% 2030[1]	5,500	6,392
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-A, 6.75% 2045[1]	2,716	2,879
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015, 7.00% 2045[1]	1,705	1,813
Special Tax Obligation Bonds (Transportation Infrastructure Purposes), Series 2020-A, 5.00% 2040	2,000	2,606
		189,859

Delaware 0.18%
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 4.00% 2029	535	586
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 5.00% 2039	720	841
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 5.00% 2049	1,800	2,076
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 5.00% 2054	835	960
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2045 (put 2025)	760	775
G.O. Bonds, Series 2021, 3.00% 2034	5,000	5,822
Health Facs. Auth., Rev. Ref. Bonds (Christiana Care Health System), Series 2020-A, 4.00% 2049	3,305	3,911
River and Bay Auth., Rev. Bonds, Series 2019, 4.00% 2039	4,205	4,909
River and Bay Auth., Rev. Bonds, Series 2019, 4.00% 2044	5,000	5,769
Transportation Auth., Grant Anticipation Bonds, Series 2020, 5.00% 2033	1,250	1,658
Transportation Auth., Rev. Bonds (U.S. 301 Project), Series 2015, 5.00% 2055	20,455	23,601
		50,908

American Funds Tax-Exempt Funds	109

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
District of Columbia 1.19%
G.O. Bonds, Series 2017-D, 5.00% 2035	$5,000	$6,204
G.O. Bonds, Series 2017-D, 5.00% 2036	7,250	8,987
G.O. Bonds, Series 2014-C, 5.00% 2038	1,800	2,020
G.O. Bonds, Series 2016-D, 5.00% 2041	3,000	3,655
G.O. Bonds, Series 2017-D, 5.00% 2042	2,645	3,255
G.O. Bonds, Series 2019-A, 5.00% 2044	5,000	6,378
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	1,000	1,218
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2032	7,775	9,920
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2033	8,610	10,970
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2035	3,655	4,646
G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2036	5,510	6,830
G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2037	2,500	3,096
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (The Strand Residences), Series 2019, 1.45% 2039 (put 2022)	1,250	1,265
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2045	2,000	2,599
Metropolitan Area Transit Auth., Dedicated Rev. Green Bonds, Series 2021-A, 3.00% 2036	4,705	5,371
Metropolitan Area Transit Auth., Dedicated Rev. Green Bonds, Series 2021-A, 3.00% 2040	3,500	3,946
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2029	1,000	1,331
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2031	1,415	1,911
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2033	2,100	2,809
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2034	2,005	2,674
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 4.00% 2035	1,720	2,134
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 4.00% 2036	2,380	2,946
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 4.00% 2039	2,020	2,475
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. and Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-B, 4.00% 2049	3,155	3,697
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2010-B, 6.50% 2044[3]	2,000	2,732
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Capital Appreciation Bonds, Series 2010-A, Assured Guaranty Municipal insured, 0% 2037	41,230	24,996
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2031	5,100	4,365
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2035	7,470	5,792
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2036	5,880	4,438
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2038	27,130	19,370
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2040	23,255	15,674
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-A, 5.00% 2032	1,800	2,271
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2053	34,470	40,041
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2014-A, 5.00% 2053	4,900	5,040
Rev. Bonds (DC International School Issue), Series 2019, 5.00% 2054	1,150	1,395
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2036	2,775	3,205
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2041	400	459
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2046	1,455	1,661
Rev. Bonds (KIPP DC Issue), Series 2019, 5.00% 2024	100	113
Rev. Bonds (KIPP DC Issue), Series 2013-A, 6.00% 2033 (preref. 2023)	1,000	1,111
Rev. Ref. Bonds (KIPP DC Issue), Series 2017-B, 5.00% 2048	4,385	5,205
Tax Increment Rev. Bonds (City Market at O Street Project), Series 2011, 5.125% 2041	5,700	5,720
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	5,000	6,129
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2028	3,750	4,684
Water and Sewer Auth., Public Utility Rev. Bonds, Series 1998, Assured Guaranty Municipal insured, 5.50% 2023	955	1,017
Water and Sewer Auth., Public Utility Rev. Bonds, Series 1998, Assured Guaranty Municipal insured, 5.50% 2028	3,925	4,923
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2017-B, 5.00% 2030	3,750	4,641
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2017-B, 5.00% 2031	3,750	4,634
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2016-A, 5.00% 2037	9,320	11,159

110	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
District of Columbia (continued)
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2012-A, 5.00% 2037	$3,000	$3,160
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2016-A, 5.00% 2039	7,630	9,112
Water and Sewer Auth., Public Utility Rev. Green Bonds, Series 2018-A, 5.00% 2049	12,400	15,404
Water and Sewer Auth., Public Utility Rev. Green Bonds, Series 2017-A, 5.00% 2052	16,000	19,380
Water and Sewer Auth., Public Utility Rev. Ref. Bonds, Series 2012-C, 5.00% 2025	5,000	5,284
		333,452

Florida 5.65%
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2042	1,190	1,284
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 5.00% 2037 (put 2026)	2,000	2,391
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-A, 4.00% 2049	25,245	29,661
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds (Shands HealthCare Project), Series 2014-A, 5.00% 2036	1,285	1,463
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds (Shands HealthCare Project), Series 2014-A, 5.00% 2044	12,900	14,666
City of Atlantic Beach, Health Care Facs. Rev. and Rev. Ref. Bonds (Fleet Landing Project), Series 2013-A, 5.00% 2022	105	111
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2024	160	182
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2028	1,480	1,756
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2029	420	496
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2030	435	512
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2031	460	540
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2032	480	562
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2043	735	849
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2048	2,690	3,097
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2053	6,300	7,226
City of Atlantic Beach, Health Care Facs. Rev. Ref. Bonds (Fleet Landing Project), Series 2013-A, 5.00% 2037	3,230	3,468
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2032	5,000	5,577
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2039	4,835	5,348
County of Brevard, Heritage Isle at Viera Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 3.20% 2032	1,095	1,183
County of Broward, Water and Sewer Utility Rev. Bonds, Series 2019-A, 4.00% 2044	10,000	12,061
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.25% 2023	1,475	1,539
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.50% 2024	1,230	1,316
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.75% 2025	1,140	1,252
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.75% 2026	920	1,017
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 3.00% 2027	640	722
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 3.00% 2029[1]	425	448
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 5.00% 2049[1]	1,255	1,499
Capital Trust Agcy., Rev. Bonds (Educational Growth Fund, LLC Charter School Portfolio Projects), Series 2021-A-1, 5.00% 2056[1]	2,825	3,373
Central Florida Expressway Auth., Rev. Bonds, Series 2018, 5.00% 2043	3,500	4,340
Central Florida Expressway Auth., Rev. Bonds, Series 2019-B, 5.00% 2044	32,000	40,661
Central Florida Expressway Auth., Rev. Bonds, Series 2018, 5.00% 2048	1,565	1,930
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	4,000	4,851
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2038	9,935	12,221
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2016-B, 4.00% 2039	5,000	5,657
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2016-B, 4.00% 2040	3,000	3,396
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 4.00% 2041	2,500	2,884
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2042	1,550	1,894
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	2,500	2,601

American Funds Tax-Exempt Funds	111

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.00% 2026	$975	$1,033
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.125% 2027	995	1,063
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.25% 2028	1,020	1,096
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.375% 2029	1,040	1,126
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.75% 2033	2,230	2,398
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 3.00% 2038	2,930	3,191
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2043	10,000	12,143
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2048	1,500	1,813
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.625% 2023	500	519
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.75% 2025	1,150	1,240
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2027	600	645
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2028	755	808
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.125% 2030	240	256
County of Collier, Pine Air Lakes Community Dev. Dist., Special Assessment Bonds, Series 2008, 6.75% 2039	2,660	2,663
Town of Davie, Educational Facs. Rev. and Rev. Ref. Bonds (Nova Southeastern University Project), Series 2018, 5.00% 2038	2,500	3,061
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2035[1]	1,000	1,189
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2040[1]	1,650	1,945
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2050[1]	4,415	5,146
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2055[1]	1,620	1,882
Dev. Fin. Corp., Educational Facs. Rev. Bonds (River City Science Academy Projects), Series 2021-A, 4.00% 2045	600	655
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2013-A, 6.00% 2033	14,945	16,058
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2016-D, 5.00% 2023	8,065	8,794
County of Escambia, Environmental Improvement Rev. Ref. Bonds (International Paper Co. Project), Series 2019-B, 2.00% 2033 (put 2024)	775	816
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 5.00% 2040	4,000	5,096
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 4.00% 2045	5,245	6,137
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 4.00% 2050	16,135	18,797
County of Escambia, Pollution Control Rev. Ref. Bonds (Gulf Power Co. Project), Series 2002, 2.60% 2023	2,500	2,603
City of Fort Lauderdale, Water and Sewer Rev. Bonds, Series 2018, 4.00% 2041	13,920	15,941
City of Gainesville, Utilities System Rev. Bonds, Series 2017-A, 5.00% 2032	2,000	2,501
City of Gainesville, Utilities System Rev. Bonds, Series 2017-A, 5.00% 2033	2,500	3,126
City of Gainesville, Utilities System Rev. Bonds, Series 2017-A, 5.00% 2036	500	623
City of Gainesville, Utilities System Rev. Bonds, Series 2021-A-2, 5.00% 2051	42,615	55,723
City of Gainesville, Utilities System Rev. Green Bonds, Series 2021-A-1, 5.00% 2046	27,865	36,764
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2010-A, 5.00% 2024	1,000	1,004
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2016-B, 5.00% 2046	21,020	25,547
City of Hialeah, Bonterra Community Dev. Dist., Senior Special Assessment Bonds, Series 2017-A-1, 4.00% 2037	545	619
City of Hialeah, Bonterra Community Dev. Dist., Senior Special Assessment Bonds, Series 2017-A-1, 4.125% 2047	910	1,027
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2012-A, 5.00% 2022 (escrowed to maturity)	675	697
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2026	655	781
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2030	1,150	1,364
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2031	1,500	1,778
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2012-A, 5.00% 2032	1,000	1,032

112	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2033	$1,300	$1,537
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2035	4,580	5,400
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2036	1,380	1,624
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2018-B, 5.00% 2035	2,400	2,744
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2018-F, 5.00% 2043	12,500	15,808
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2018-F, 5.00% 2048	5,170	6,502
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2044	5,000	5,696
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2045	1,000	1,196
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2055	1,400	1,655
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2016-2, 4.00% 2047	5,995	6,380
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2015-1, 4.00% 2047	2,210	2,332
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	14,085	15,175
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-1, 4.00% 2049	2,220	2,423
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2019-1, 4.00% 2050	13,680	15,229
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	995	1,104
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	5,285	5,861
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-1, 3.00% 2052	3,865	4,253
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2014-B, 3.00% 2045	775	794
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	275	284
Housing Fin. Corp., Multi Family Rev. Bonds (Parrish Oaks), Series 2020-A, 1.25% 2023 (put 2022)	600	603
City of Jacksonville, Bartram Park Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2015-A-1, 4.50% 2035	930	1,032
City of Jacksonville, Better Jacksonville Sales Tax Rev. Ref. Bonds, Series 2011, 5.00% 2023	5,000	5,040
City of Jacksonville, Better Jacksonville Sales Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	5,000	5,284
City of Jacksonville, Better Jacksonville Sales Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	5,000	5,281
City of Jacksonville, Health Care Facs. Rev. Ref. Bonds (Baptist Health), Series 2019-A, 5.00% 2032	2,200	2,844
JEA, Electric System Rev. Bonds, Series 2013-C, 5.00% 2022 (escrowed to maturity)	1,450	1,532
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2026	4,250	5,207
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2027	8,800	11,080
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2028	8,140	10,313
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2029	4,000	5,051
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2030	5,050	6,662
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2030	4,650	5,847
JEA, Electric System Rev. Bonds, Series 2012-A, 4.00% 2031	3,200	3,206
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2031	7,935	9,898
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2031	4,900	6,751
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2031	3,985	5,236
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2032	11,830	16,147
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2032	4,380	5,737
JEA, Electric System Rev. Bonds, Series 2012-A, 4.00% 2033	5,300	5,309
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2033	6,395	8,667
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2033	5,280	6,570
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2033	1,000	1,306
JEA, Electric System Rev. Bonds, Series 2017-B, 3.375% 2034	650	666
JEA, Electric System Rev. Bonds, Series 2017-B-3, 4.00% 2035	4,250	5,000
JEA, Electric System Rev. Bonds, Series 2020-A, 4.00% 2035	3,925	4,753
JEA, Electric System Rev. Bonds, Series 2017-B-3, 4.00% 2036	3,785	4,448
JEA, Electric System Rev. Bonds, Series 2017-B-3, 4.00% 2037	2,000	2,346
JEA, Electric System Rev. Bonds, Series 2020-A-3, 4.00% 2038	1,750	2,112
JEA, Electric System Rev. Bonds, Series 2020-A-3, 4.00% 2039	1,250	1,505
JEA, St. Johns River Power Park System Rev. Bonds, Issue 3, Series 2008-2, 5.00% 2037	11,325	11,357
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2029	4,350	5,493
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2033	5,565	6,959
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2035	1,890	2,487
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2036	1,000	1,222
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2037	1,000	1,218
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2038	1,665	2,024
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2038	1,000	1,216

American Funds Tax-Exempt Funds	113

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2039	$1,000	$1,213
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2040	850	1,029
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2040	500	605
City of Lakeland, Energy System Rev. Ref. Bonds, Series 2016, 5.00% 2034	2,085	2,500
City of Lakeland, Energy System Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,355	1,619
County of Lee, Airport Rev. Ref. Bonds, Series 2015, 5.00% 2033	3,340	3,950
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2011-B, 6.125% 2026	500	508
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2039	1,000	1,191
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2044	5,225	6,177
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2049	4,860	5,727
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2025	2,000	2,297
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	1,250	1,435
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2027	1,250	1,432
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2033	1,000	1,142
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2034	1,000	1,141
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2035	1,000	1,140
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2033	2,350	3,004
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2034	2,000	2,549
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2035	2,000	2,544
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2036	1,750	2,220
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 4.00% 2037	2,500	2,954
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2037	3,000	3,796
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood Centre North), Series 2015, 4.875% 2035	1,380	1,491
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2022	665	688
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2023	700	755
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2024	645	719
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2025	380	438
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2026	815	967
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 3.00% 2031	655	733
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 3.00% 2034	1,060	1,175
County of Martin, Health Facs. Auth., Hospital Rev. Bonds (Martin Memorial Medical Center), Series 2012, 5.50% 2042 (preref. 2021)	2,000	2,031
County of Martin, Health Facs. Auth., Hospital Rev. Bonds (Martin Memorial Medical Center), Series 2015, 5.00% 2045 (preref. 2024)	5,000	5,783
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Parking Garage Project), Series 2014-A, 4.25% 2024	2,205	2,305
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Parking Garage Project), Series 2014-A, 5.00% 2029	985	1,035
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 5.00% 2032	1,000	1,324
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 4.00% 2034	1,600	1,958
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2016-A, 5.00% 2035	1,850	2,245
County of Miami-Dade, Educational Facs. Auth., Rev. and Rev. Ref. Bonds (University of Miami Issue), Series 2015-A, 5.00% 2045	10,000	11,424
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2014-A, 5.00% 2029	1,415	1,600
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2014-A, 5.00% 2039	6,485	7,279

114	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2010-A, 5.00% 2040	$3,050	$3,059
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	2,500	2,608
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	2,350	2,455
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2024	1,500	1,566
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	4,140	4,322
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	4,335	4,523
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2027	3,000	3,397
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2028	3,180	3,844
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2029	7,200	8,677
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	2,385	2,872
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2030	2,000	2,261
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	3,300	3,972
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2031	2,560	2,893
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	1,000	1,199
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	3,700	3,703
County of Miami-Dade, Vizcaya in Kendall Community Dev. Dist., Special Assessment Bonds, Series 2016, 3.75% 2031	300	330
County of Miami-Dade, Vizcaya in Kendall Community Dev. Dist., Special Assessment Bonds, Series 2016, 4.00% 2036	560	614
County of Miami-Dade, Vizcaya in Kendall Community Dev. Dist., Special Assessment Bonds, Series 2016, 4.125% 2046	1,240	1,354
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2042	1,250	1,513
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2019, 5.00% 2043	7,360	9,279
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2044	2,000	2,411
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2046	6,105	7,334
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2019, 5.00% 2046	20,640	25,896
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2017-A, 4.00% 2047	4,750	5,453
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2048	8,000	9,594
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2051	2,500	2,989
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2008-B, Assured Guaranty Municipal insured, 5.25% 2022	4,000	4,241
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2017-B, 5.00% 2031	1,500	1,787
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2017-B, 5.00% 2032	1,000	1,191
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2017-B, 4.00% 2038	15,000	17,699
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2019-B, 4.00% 2049	35,000	41,213
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2014, 5.00% 2039	500	557
City of Miami Beach, Parking Rev. Bonds, Series 2015, BAM insured, 5.00% 2040	1,190	1,388
City of Miami Beach, Parking Rev. Bonds, Series 2015, BAM insured, 5.00% 2045	2,500	2,897
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2032	1,645	1,830
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2034	1,800	2,001
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2040	12,850	14,221
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2044	2,000	2,211
City of Miami Beach, Water and Sewer Rev. and Rev. Ref. Bonds, Series 2017, 5.00% 2047	16,550	20,522
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2015-B, 5.00% 2027	675	800
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2015-B, 5.00% 2028	1,250	1,478
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2015-B, 5.00% 2031	1,715	2,028
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2029	6,000	7,318
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	5,000	6,088
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	2,000	2,437
Municipal Power Agcy., Rev. Ref. Bonds (St. Lucie Project), Series 2012-A, 5.00% 2026	2,345	2,476
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2035	2,000	2,392
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2036	6,965	8,306
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2042	11,500	13,614
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2048	9,250	10,882
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2024	1,750	1,993
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2035	1,000	1,140
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-C, 5.00% 2040	1,900	2,152

American Funds Tax-Exempt Funds	115

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2040	$1,750	$1,998
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Ref. Bonds, Series 1993-D, 6.10% 2022 (escrowed to maturity)	105	110
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2014, 5.00% 2026	3,980	4,501
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2028	2,250	2,627
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2035	4,900	5,682
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2036	5,400	5,991
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2040	6,250	7,232
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2041	6,820	7,558
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2045	7,950	9,183
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2047	12,720	14,078
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Ref. Bonds (Mayflower Retirement Center, Inc. Project), Series 2012, 4.50% 2027	775	777
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Ref. Bonds (Mayflower Retirement Center, Inc. Project), Series 2012, 5.00% 2032	960	962
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2024	4,000	4,586
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2025	4,000	4,748
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2026	3,000	3,678
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2033	2,000	2,429
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2034	5,000	6,067
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2036	3,000	3,633
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2013-A, 5.00% 2021	3,000	3,024
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2012-A, 5.00% 2024	1,000	1,152
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2021-B, 1.25% 2046 (put 2028)	4,000	4,085
Orlando-Orange County Expressway Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2024 (preref. 2023)	2,000	2,185
Orlando-Orange County Expressway Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2035 (preref. 2023)	27,350	29,886
County of Palm Beach, Health Facs. Auth., Hospital Rev. Bonds (Baptist Health South Florida Obligated Group), Series 2019, 4.00% 2049	18,910	22,017
County of Palm Beach, Health Facs. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2032	4,340	5,204
County of Palm Beach, Health Facs. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2018-A, 5.00% 2045	1,125	1,310
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Harbour’s Edge Project), Series 2004-B, 4.00% 2034	1,200	1,202
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2030	3,655	4,173
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2038	2,380	2,675
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-B, 5.00% 2042	345	424
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 2.625% 2022	145	147
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 2.75% 2023	180	186
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 2.875% 2024	325	343
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.00% 2025	350	378
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.125% 2026	360	396
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.25% 2027	370	413
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.40% 2028	385	437

116	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.50% 2029	$385	$443
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.875% 2033	1,715	1,957
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 4.125% 2039	1,605	1,828
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2007-B, 6.15% 2014[4]	1,385	33
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2005, 5.25% 2015[4]	725	17
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-B-2, 5.25% 2015[4]	590	14
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2014-A, 7.25% 2035[3]	330	360
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2004-A, 6.00% 2036[4]	2,085	50
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-A-2, 6.25% 2038[3]	1,935	1,988
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2007-A, 6.25% 2038[4]	3,005	72
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Capital Appreciation Bonds, Series 2012-A-1, 6.00% 2036[3]	955	979
County of Pasco, School Board, Rev. Ref. Certs. of Part., Series 2021-A, 5.00% 2032	3,000	4,204
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2020, 4.00% 2040	1,200	1,478
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2020, 4.00% 2043	3,000	3,651
City of Pompano Beach, Rev. and Rev. Ref. Bonds (John Knox Village Project), Series 2020, 3.25% 2022	500	516
City of Pompano Beach, Rev. and Rev. Ref. Bonds (John Knox Village Project), Series 2020, 4.00% 2040	2,000	2,254
City of Pompano Beach, Rev. and Rev. Ref. Bonds (John Knox Village Project), Series 2020, 5.00% 2050	5,000	5,807
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2039	1,590	1,765
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2044	4,065	4,487
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2030	1,750	2,041
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2031	2,000	2,328
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2032	1,000	1,167
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2033	2,900	3,374
Ports Fncg. Commission, Rev. Ref. Bonds (State Transportation Trust Fund - Intermodal Program), Series 2011-A, 5.00% 2029 (preref. 2021)	1,240	1,250
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Bonds, Series 2007-B, 5.10% 2014[4]	10,125	2
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2011, 0% 2039[5,6]	24,715	3,811
City of St. Cloud, Stevens Plantation Community Dev. Dist., Special Assessment Rev. Bonds, Series 2003-B, 6.375% 2013[4]	1,726	1,096
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 2.625% 2024	410	433
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.75% 2025	1,095	1,176
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 2.75% 2025	420	451
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.10% 2026	1,030	1,089
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.125% 2026	2,395	2,530
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2026	845	925
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 3.00% 2026	430	470
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.25% 2027	2,450	2,611
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.25% 2027	1,055	1,127
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.125% 2027	1,160	1,295
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 3.125% 2027	445	496

American Funds Tax-Exempt Funds	117

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.30% 2028	$1,080	$1,156
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.40% 2028	2,505	2,707
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.25% 2028	1,200	1,360
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 3.25% 2028	460	521
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.40% 2029	1,105	1,198
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.50% 2029	2,570	2,795
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 3.00% 2033	5,525	6,080
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2033	2,380	2,619
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 3.00% 2037	6,230	6,852
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2040	4,030	4,406
County of St. Johns, Heritage Landing Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2015, 4.35% 2036	1,000	1,098
County of St. Johns, Industrial Dev. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2020-A, 4.00% 2055	5,185	5,921
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2002, 5.00% 2032[4]	1,820	1,861
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2016, 6.32% 2045	130	134
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.00% 2024	355	368
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.125% 2026	370	392
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.375% 2028	385	413
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.875% 2033	980	1,061
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 3.00% 2038	985	1,065
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Improvement Bonds (Sunnyside Village Project), Series 2018, 5.00% 2048	1,000	1,138
County of Sarasota, Hospital Dist. Rev. Bonds (Sarasota Memorial Hospital Project), Series 2018, 5.00% 2038	10,000	12,443
South Broward Hospital Dist., Hospital Rev. Ref. Bonds (South Broward Hospital Dist. Obligated Group), Series 2016, 5.00% 2028	2,000	2,419
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2042	8,250	10,212
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2047	9,020	11,134
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2030[1]	1,250	1,377
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-B, 5.00% 2026	550	619
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-B, 5.00% 2027	1,000	1,123
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2022	335	343
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2023	350	369
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2024	365	396
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2025	290	321
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2026	330	373
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2027	310	355
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2028	320	379
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2029	330	388
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2017, 5.00% 2034	2,000	2,370
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2017, 5.00% 2035	2,000	2,366
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2017, 5.00% 2037	4,525	5,334

118	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2036	$2,000	$2,317
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2015-A, 5.00% 2040	2,650	3,010
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2041	1,025	1,180
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2055	3,660	4,169
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2036	830	552
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2038	1,000	607
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2041	1,000	527
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2045	1,850	814
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2053	5,050	1,549
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2036	575	748
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2040	800	1,027
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2050	4,000	5,051
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2033	1,000	1,152
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2035	2,000	2,299
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2040	4,555	5,215
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2045	1,500	1,709
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2020-A, 4.00% 2050	3,735	4,305
City of Tampa, Rev. Ref. and Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Series 2012-A, 5.00% 2029	1,430	1,491
City of Tampa, Rev. Ref. and Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Series 2012-A, 4.00% 2033	3,000	3,099
Tampa Bay Water, Regional Water Supply Auth., Utility System Rev. Ref. Bonds, Series 2016-C, 5.00% 2027	6,425	8,148
Tampa-Hillsborough County Expressway Auth., Rev. Bonds, Series 2017, 5.00% 2047	4,100	4,994
Tampa-Hillsborough County Expressway Auth., Rev. Bonds, Series 2017-C, 5.00% 2048	5,000	6,075
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	4,000	4,178
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2017-B, 4.00% 2042	41,550	48,119
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2042 (preref. 2022)	2,180	2,277
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2017-A, 5.00% 2023	1,200	1,313
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	15,935	17,441
County of Volusia, Educational Facs. Auth., Educational Facs. Rev. Bonds (Stetson University, Inc. Project), Series 2015, 5.00% 2045	2,500	2,828
County of Volusia, Educational Facs. Auth., Educational Facs. Rev. Ref. Bonds (Embry-Riddle Aeronautical University, Inc. Project), Series 2015-B, 5.00% 2045	4,000	4,678
City of West Palm Beach, Utility System Rev. Bonds, Series 2017-A, 5.00% 2042	7,800	9,593
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.00% 2024	940	972
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.75% 2031	3,405	3,706
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 4.125% 2037	935	1,020
		1,581,924

Georgia 2.00%
County of Appling, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2038 (put 2025)	1,500	1,542
City of Atlanta, Airport General Rev. Bonds, Series 2012-B, 5.00% 2037	1,000	1,020
City of Atlanta, Airport Passenger Fac. Charge and General Rev. Bonds, Series 2019-C, 5.00% 2038	10,000	12,857
City of Atlanta, Airport Passenger Fac. Charge and General Rev. Bonds, Series 2019-C, 5.00% 2039	29,030	37,245
City of Atlanta, Airport Passenger Fac. Charge and General Rev. Bonds, Series 2019-C, 5.00% 2040	7,000	8,966
City of Atlanta, Dev. Auth., Rev. Bonds (Georgia State University Research Foundation - Science Park, LLC Project), Series 2016, 5.00% 2026	500	607
City of Atlanta, Dev. Auth., Student Housing Facs. Rev. Ref. Bonds (Piedmont/Ellis, LLC University Commons Project), Series 2013, 5.00% 2025 (preref. 2023)	1,000	1,100

American Funds Tax-Exempt Funds	119

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
City of Atlanta, Dev. Auth., Student Housing Facs. Rev. Ref. Bonds (Piedmont/Ellis, LLC University Commons Project), Series 2013, 5.00% 2026 (preref. 2023)	$4,000	$4,399
City of Atlanta, Dev. Auth., Student Housing Facs. Rev. Ref. Bonds (Piedmont/Ellis, LLC University Commons Project), Series 2013, 5.00% 2027 (preref. 2023)	7,165	7,879
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Atlantic Station Project), Series 2017, 5.00% 2024	1,650	1,879
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Herndon Square Senior Apartments Project), Series 2019, 1.36% 2022 (put 2021)	600	602
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Intrada Westside), Series 2021-B, 0.41% 2024 (put 2023)	2,000	2,008
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	6,500	6,515
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2034	1,960	2,330
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2035	1,910	2,268
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2036	1,000	1,185
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2038	9,000	10,629
City of Atlanta, Water and Wastewater Rev. Bonds, Series 1999-A, FGIC-National insured, 5.50% 2022	14,710	15,318
City of Atlanta, Water and Wastewater Rev. Bonds, Series 2001-A, National insured, 5.50% 2027	5,450	6,622
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2015, 5.00% 2026	1,000	1,170
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2015, 5.00% 2032	3,925	4,589
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2019, 4.00% 2033	1,000	1,233
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2019, 4.00% 2034	2,000	2,461
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2019, 4.00% 2035	1,750	2,148
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2015, 5.00% 2040	17,280	20,161
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2024	280	318
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2025	215	253
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2026	450	546
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2027	155	194
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2028	190	243
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2029	165	216
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2034	1,000	1,350
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2035	1,000	1,347
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 4.00% 2036	1,000	1,242
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 4.00% 2037	1,000	1,239
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2034	1,410	1,767
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2035	1,580	1,977
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2036	1,230	1,536
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2037	1,075	1,339
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 1995, 2.25% 2032 (put 2023)	4,000	4,142
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2012, 1.70% 2049 (put 2024)	7,500	7,781
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2013, 2.925% 2053 (put 2024)	25,350	27,010
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	9,515	9,781
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2017-C, 4.125% 2045	5,000	5,697
County of Cobb, Dev. Auth., Parking and Dining Hall Lease Rev. Ref. Bonds (Kennesaw State University Real Estate Foundations Projects), Series 2017, 5.00% 2030	500	622

120	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
County of Cobb, Dev. Auth., Parking and Dining Hall Lease Rev. Ref. Bonds (Kennesaw State University Real Estate Foundations Projects), Series 2017, 5.00% 2033	$1,370	$1,698
County of Cobb, Dev. Auth., Student Recreation and Activities Center Rev. Bonds (KSU SRAC Real Estate Foundation, LLC Project), Series 2013, 5.00% 2035	1,000	1,042
County of Cobb, Dev. Auth., Student Recreation and Activities Center Rev. Bonds (KSU SRAC Real Estate Foundation, LLC Project), Series 2013, 5.00% 2038	1,500	1,563
City of Dahlonega, Downtown Dev. Auth., Rev. Ref. Bonds (North Georgia Mac, LLC Project), Series 2017, 5.00% 2036	1,500	1,828
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 5.00% 2030	1,000	1,319
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 5.00% 2031	1,000	1,316
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 5.00% 2032	1,000	1,307
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2036	1,000	1,206
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2038	1,000	1,196
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2039	1,000	1,193
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2040	1,000	1,187
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2041	1,000	1,184
County of DeKalb, Water and Sewerage Rev. Bonds (Second Resolution), Series 2011-A, 5.25% 2030	2,500	2,520
County of DeKalb, Water and Sewerage Rev. Bonds (Second Resolution), Series 2011-A, 5.25% 2031	1,500	1,512
County of DeKalb, Water and Sewerage Rev. Bonds (Second Resolution), Series 2011-A, 5.25% 2036	2,500	2,520
County of Fulton, Dev. Auth., Rev. Bonds (Wellstar Health System, Inc. Project), Series 2020-A, 4.00% 2050	2,500	2,936
G.O. Bonds, Series 2021-A, 5.00% 2029	10,000	13,343
Geo. L. Smith II Georgia World Congress Center Auth., Convention Center Hotel First Tier Rev. Bonds, Series 2021-A, 4.00% 2036	1,405	1,680
County of Gwinnett, Dev. Auth., Certs. of Part. (Gwinnett County Public Schools Project), Series 2006, National insured, 5.25% 2024	2,500	2,807
County of Gwinnett, Dev. Auth., Certs. of Part. (Gwinnett County Public Schools Project), Series 2006, National insured, 5.25% 2025	2,500	2,924
County of Gwinnett, Dev. Auth., Rev. Ref. Bonds (Georgia Gwinnett College Student Housing Project), Series 2017-A, 5.00% 2031	1,000	1,233
County of Gwinnett, Dev. Auth., Rev. Ref. Bonds (Georgia Gwinnett College Student Housing Project), Series 2017-A, 5.00% 2034	1,500	1,840
County of Gwinnett, Dev. Auth., Rev. Ref. Bonds (Georgia Gwinnett College Student Housing Project), Series 2017-A, 5.00% 2036	5,405	6,606
Higher Education Facs. Auth., Rev. Ref. Bonds (USG Real Estate Foundation I, LLC Project), Series 2015, 5.00% 2030	2,250	2,605
Higher Education Facs. Auth., Rev. Ref. Bonds (USG Real Estate Foundation III, LLC Project), Series 2020, 5.00% 2028	1,800	2,303
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045	595	628
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2016-A-1, 3.50% 2046	1,040	1,100
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-A, 4.00% 2050	2,415	2,723
County of Houston, Hospital Auth., Rev. Bonds (Houston Hospital, Inc.), Series 2016-B, 5.00% 2031 (preref. 2024)[3]	1,310	1,472
Main Street Natural Gas, Inc., Gas Project Rev. Bonds, Series 2006-A, 5.00% 2022	2,205	2,268
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2043	1,140	1,407
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.897% 2048 (put 2023)[2]	2,000	2,016
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2023)	17,500	18,758
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-C, 4.00% 2048 (put 2023)	8,000	8,635
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	35,885	39,933
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2049	3,250	5,130
Medical Center Hospital Auth., Rev. Anticipation Certs. (Piedmont Healthcare, Inc. Project), Series 2019-B, 5.00% 2054 (put 2029)	7,500	9,625
County of Monroe, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2039 (put 2025)	5,215	5,361
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2019-A, 5.00% 2034	8,250	10,210
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2040	720	849
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2051	2,345	2,721
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2056	8,750	10,867
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2019-A, 5.00% 2059	14,120	17,294
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.00% 2060	7,835	9,003

American Funds Tax-Exempt Funds	121

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.50% 2060	$15,600	$18,223
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2062	4,500	5,621
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2040	800	942
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2051	1,145	1,331
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2056	10,000	12,366
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2056	1,200	1,499
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2062	2,000	2,498
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2063	32,495	40,063
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 4.00% 2046	330	382
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2063	800	987
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2032	1,450	1,842
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2033	1,200	1,520
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2035	1,855	2,337
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2037	2,240	2,807
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2039	1,215	1,516
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2044	8,460	10,458
Municipal Electric Auth., Project One Bonds, Series 2019-A, 4.00% 2049	4,000	4,577
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2026	4,500	5,056
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2029	1,250	1,393
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2033	1,000	1,106
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2044	2,655	2,909
County of Richmond, Dev. Auth., Rev. Bonds (Southern Care Corp.), Capital Appreciation Bonds, Series 1991-C, 0% 2021 (escrowed to maturity)	1,045	1,045
South Regional Joint Dev. Auth., Rev. Ref. Bonds (Valdosta State University Parking and Student Service Center Project), Series 2016-A, 5.00% 2038	2,500	2,971
		559,650

Guam 0.10%
Business Privilege Tax Bonds, Series 2011-A, 5.00% 2022	1,030	1,050
Business Privilege Tax Bonds, Series 2015-D, 5.00% 2039	5,010	5,731
Business Privilege Tax Bonds, Series 2011-A, 5.125% 2042	460	469
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 5.00% 2028	665	818
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 5.00% 2029	1,000	1,253
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 5.00% 2030	1,000	1,274
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 5.00% 2031	1,000	1,294
Business Privilege Tax Rev. Ref. Bonds, Series 2015-D, 5.00% 2031	1,000	1,156
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2036	410	482
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	1,110	1,279
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2022	1,415	1,503
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2027	2,615	3,160
Port Auth., Port Rev. Bonds, Series 2018-A, 5.00% 2048	3,245	3,850
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	745	844
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2028	400	446
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2039	500	557
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2044	750	833
Power Auth., Rev. Ref. Bonds, Series 2017-A, 5.00% 2035	1,885	2,211
		28,210

122	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Hawaii 0.47%
Airports System Rev. Bonds, Series 2018-D, 5.00% 2030	$4,960	$6,681
Airports System Rev. Ref. Bonds, Series 2020-D, 4.00% 2036	1,270	1,564
Dept. of Budget and Fin., Special Purpose Rev. Bonds (Pacific Health Obligated Group), Series 2013-A, 5.50% 2043	17,000	18,559
Dept. of Budget and Fin., Special Purpose Rev. Ref. Bonds (Hawaiian Electric Co., Inc.), Series 2019, 3.20% 2039	10,000	11,001
G.O. Bonds, Series 2018-FT, 5.00% 2031	7,510	9,469
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2036	500	614
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2037	600	735
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2038	875	1,069
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2040	425	517
City and County of Honolulu, G.O. Bonds, Series 2011-B, 5.00% 2023 (preref. 2021)	1,000	1,000
City and County of Honolulu, Rev. Ref. G.O. Bonds, Series 2022-A, 5.00% 2027	445	533
City and County of Honolulu, Rev. Ref. G.O. Bonds, Series 2022-A, 5.00% 2028	1,250	1,534
City and County of Honolulu, Rev. Ref. G.O. Bonds, Series 2022-A, 5.00% 2029	3,250	4,075
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2015-B, 5.00% 2026	1,000	1,183
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2029	1,000	1,215
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2030	2,725	3,303
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2032	1,000	1,211
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2033	1,650	1,995
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2034	1,140	1,376
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2019-A, 4.00% 2035	2,250	2,744
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2035	4,935	6,159
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-B, 5.00% 2035	3,750	4,515
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2019-A, 4.00% 2036	2,100	2,554
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2036	2,500	3,113
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-B, 5.00% 2036	2,500	3,004
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2037	4,270	5,306
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-B, 5.00% 2037	2,745	3,291
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2019-A, 4.00% 2038	2,750	3,329
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2047	8,750	10,717
City and County of Honolulu, Wastewater System Rev. Ref. Bonds (First Bond Resolution), Series 2019-B, 4.00% 2035	3,500	4,268
City and County of Honolulu, Wastewater System Rev. Ref. Bonds (First Bond Resolution), Series 2019-B, 4.00% 2037	6,190	7,508
City and County of Honolulu, Wastewater System Rev. Ref. Bonds (First Bond Resolution), Series 2019-B, 4.00% 2038	7,000	8,473
		132,615

Idaho 0.16%
Health Facs. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2042	1,115	1,382
Health Facs. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047	6,250	7,676
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.375% 2034[1]	1,750	1,916
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.75% 2044[1]	5,750	6,153
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2017-A, 5.00% 2047	13,680	16,499
Health Facs. Auth., Rev. Bonds (Trinity Health Credit Group), Series 2015-ID, 5.00% 2021	1,000	1,016
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2021-A, 4.00% 2038	2,250	2,756
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2021-A, 4.00% 2039	2,000	2,443
Housing and Fin. Assn., Single Family Mortgage Bonds, Series 2019-A, 4.00% 2050	4,060	4,528
		44,369

Illinois 11.34%
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2013, 5.00% 2023	2,050	2,221
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2002, FGIC-National insured, 6.00% 2023	1,000	1,097
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2013, 5.00% 2026	11,040	11,919
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2018-A, BAM insured, 5.00% 2029	3,600	4,493
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2018-B, 5.00% 2033	3,500	4,300
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2024	3,070	3,368
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2025	2,135	2,487
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2026	1,010	1,214

American Funds Tax-Exempt Funds	123

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2027	$13,430	$15,415
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2027	1,275	1,527
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2029	7,000	8,316
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2032	4,775	6,259
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2036	1,510	1,959
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2038	945	1,220
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2015-C, 5.25% 2039	3,000	3,376
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2011-A, 5.50% 2039	815	828
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2041	925	1,187
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-D, 5.00% 2046	10,000	12,334
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2016-B, 6.50% 2046	1,350	1,697
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2017-A, 7.00% 2046[1]	28,810	38,365
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2021	3,000	3,046
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-D, 5.00% 2021	1,300	1,320
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2021-B, 5.00% 2022	800	848
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2023	6,000	6,622
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2023	1,000	1,104
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2024	500	573
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2005-A, AMBAC insured, 5.50% 2024	3,000	3,457
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, 5.00% 2025	3,445	4,069
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2025	1,500	1,780
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2025	1,000	1,181
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2026	2,905	3,533
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2026	2,570	3,125
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2027	3,500	4,363
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2027	1,500	1,870
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2028	9,000	11,421
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2029	7,000	8,832
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2030	4,000	4,946
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-G, 5.00% 2034	10,000	12,261
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2034	9,000	11,035
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2012-B, 4.00% 2035	7,500	7,767
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	4,660	5,840
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-B, 7.00% 2042[1]	13,115	17,555
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-G, 5.00% 2044	1,000	1,209
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-H, 5.00% 2046	27,590	33,288
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 2019-A, 0% 2025	2,750	2,617

124	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 1998-B-1, FGIC insured, 0% 2028	$5,695	$5,112
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2014-B, 5.00% 2028	2,000	2,221
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	3,500	4,132
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2037	4,215	4,974
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2041	12,000	14,179
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2046	5,445	6,424
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	1,010	1,124
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-B, 5.00% 2034	5,000	5,546
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2013-B, 5.25% 2034	3,000	3,204
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-B, 5.00% 2035	7,230	8,019
City of Chicago, G.O. Bonds, Series 2003-B, 5.00% 2024	2,060	2,280
City of Chicago, G.O. Bonds, Series 2015-A, 5.25% 2028	2,000	2,296
City of Chicago, G.O. Bonds, Series 2015-A, 5.50% 2033	3,000	3,445
City of Chicago, G.O. Bonds (City Colleges of Chicago Capital Improvement Project), Capital Appreciation Bonds, Series 1999, National insured, 0% 2031	7,000	5,647
City of Chicago, G.O. Bonds (Neighborhoods Alive 21 Program), Series 2002-B, 5.00% 2024	1,285	1,422
City of Chicago, G.O. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2027	3,000	2,690
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2003-B, 5.00% 2022	1,320	1,343
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	830	883
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2003-B, 5.00% 2026	1,795	2,056
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 5.625% 2029	4,755	5,933
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.25% 2030	5,490	6,043
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 5.625% 2030	3,000	3,734
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2005-D, 5.50% 2034	3,675	4,219
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 6.00% 2038	15,950	19,998
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2031	210	164
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2024	2,500	2,767
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2025	4,250	4,876
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2025	3,000	3,442
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	5,000	5,919
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2038	4,730	5,434
City of Chicago, Housing Auth. Bonds, Series 2018-A, 5.00% 2032	2,000	2,420
City of Chicago, Housing Auth. Bonds, Series 2018-A, 5.00% 2036	1,250	1,499
City of Chicago, Housing Auth. Bonds, Series 2018-A, 5.00% 2038	6,150	7,348
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.25% 2024	1,000	1,065
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.50% 2027	2,000	2,137
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.75% 2038	4,000	4,289
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2017-D, 5.25% 2032	1,000	1,237
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2013-D, 5.00% 2039	10,000	10,646
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2017-D, 5.00% 2052	5,000	6,037
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2018-B, 5.00% 2053	33,025	40,904
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2023	1,500	1,603
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2031	5,260	6,073
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2032	3,000	3,458
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2032	500	594
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2033	1,250	1,483
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2034	1,000	1,186
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2035	1,750	2,077
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2036	1,000	1,210
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-D, 5.00% 2046	1,500	1,721
City of Chicago, Park Dist., G.O. Unlimited Tax Rev. Ref. Bonds (Personal Property Replacement Tax Alternate Rev. Source), Series 2011-C, 5.00% 2022	1,115	1,136
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2023	2,000	2,141
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2025	1,000	1,153
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2026	4,175	4,962
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2027	1,000	1,222

American Funds Tax-Exempt Funds	125

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2011-A, 5.00% 2041	$1,320	$1,339
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2012-A, 5.00% 2042	7,890	8,276
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2016-A, 7.00% 2044	24,045	29,686
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2021	450	449
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2021	160	160
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2022	4,970	4,935
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2022	2,525	2,507
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2023	2,710	2,669
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2029	5,305	4,630
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2031	5,515	4,544
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2031	4,000	3,295
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 2028	2,500	3,196
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2011, 5.00% 2022 (preref. 2021)	2,250	2,287
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2011, 5.25% 2036 (preref. 2021)	3,000	3,051
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2046	13,000	15,647
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.25% 2049	20,925	24,192
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2051	30,750	36,716
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2051	11,500	13,436
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2020-A, 4.00% 2055	2,000	2,299
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2037	400	407
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, 5.00% 2042	7,775	7,912
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2022	1,440	1,469
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2023	1,975	2,110
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2014, 5.00% 2023	200	214
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2024	2,580	2,866
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2025	4,500	5,189
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2026	2,460	2,847
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2027	1,000	1,155
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2030	1,000	1,152
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2001, Assured Guaranty Municipal insured, 5.50% 2030	795	994
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2031	5,000	6,096
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2031	2,500	2,880
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2032	7,600	9,247
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2032	3,000	3,454
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2033	2,000	2,300
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2034	9,000	10,927
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2035	1,250	1,435
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2038	3,915	4,714
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2039	1,000	1,143
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-A, 5.00% 2047	21,165	25,123
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2025	210	205
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2026	20	19

126	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2027	$1,760	$1,665
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2028	4,245	3,935
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2022	530	562
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	2,150	2,372
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2024	1,200	1,272
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2024	1,000	1,146
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2025	10,275	12,188
City of Chicago, Water Rev. Bonds, Series 2016-A-1, 5.00% 2025	1,000	1,186
City of Chicago, Water Rev. Bonds, Series 2016-A-1, Assured Guaranty Municipal insured, 5.00% 2025	620	737
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2026	2,125	2,593
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2026	965	1,020
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2028	2,275	2,783
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2029	5,000	6,084
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2030	4,750	5,380
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2030	3,785	4,585
City of Chicago, Water Rev. Bonds, Series 2016-A-1, 5.00% 2030	3,100	3,788
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2031	5,135	5,817
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2032	1,000	1,055
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2021	625	632
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, 5.00% 2022	1,200	1,272
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, 5.00% 2023	650	717
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2027	10,000	12,467
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2028	4,000	5,060
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2029	1,110	1,260
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2031	2,000	2,505
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2035	2,295	2,854
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2036	3,500	4,344
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2036	1,200	1,489
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2037	2,895	3,586
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2039	7,500	8,462
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 5.00% 2042	21,875	23,034
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2044	3,000	3,390
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2022	1,010	1,051
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2022	6,505	6,795
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2023	1,950	2,111
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2017-A, 5.00% 2025	15,000	17,471
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.25% 2025	8,600	10,107
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2026	4,300	5,258
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2000-A, MBIA insured, 6.50% 2026	15,705	19,094
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2027	11,700	14,712
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.75% 2034	19,960	28,065
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.75% 2029	15,000	19,712
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2001-A, National insured, 6.00% 2031	8,785	11,892
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2003-B, FGIC-National insured, 5.75% 2033	9,630	13,105
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2003-A, FGIC-National insured, 6.00% 2033	17,820	25,499
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 2003-A, 5.50% 2022	2,000	2,098

American Funds Tax-Exempt Funds	127

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 5.75% 2023	$2,000	$2,120
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 6.00% 2025	5,650	6,522
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	10,000	11,998
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2027	5,000	6,162
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2013, 5.25% 2043	5,150	5,593
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2017, BAM insured, 5.00% 2047	9,635	11,370
County of Cook, G.O. Rev. Ref. Bonds, Series 2018, 5.00% 2021	625	634
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2022	7,000	7,442
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	6,830	8,362
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	1,350	1,632
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2031	4,750	5,733
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2031	1,500	2,011
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2032	1,600	2,140
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2033	2,000	2,666
County of Cook, G.O. Rev. Ref. Bonds, Series 2018, 5.00% 2034	1,000	1,203
County of Cook, Sales Tax Rev. Bonds, Series 2018, 5.00% 2032	8,645	10,749
County of Cook, Sales Tax Rev. Bonds, Series 2018, 5.00% 2033	5,000	6,209
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2032	580	751
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2037	780	998
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2038	760	970
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2044	3,250	4,056
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2049	6,455	8,014
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2051	1,000	1,240
Fin. Auth., Charter School Rev. Ref. and Improvement Rev. Bonds (Chicago International Charter School Project), Series 2017, 5.00% 2037	1,000	1,194
Fin. Auth., Health Facs. Rev. Bonds (UnityPoint Health), Series 2016-D, 4.00% 2046	2,000	2,221
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2015-B, 5.00% 2027 (preref. 2025)	765	898
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2015-B, 5.00% 2027	225	263
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2008-A-3, 5.00% 2030	3,325	3,989
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2030	2,500	2,990
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2012-A, 5.00% 2034 (preref. 2022)	1,990	2,046
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2012-A, 5.00% 2034 (preref. 2022)	30	31
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 4.00% 2038	3,850	4,336
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 4.00% 2025	2,915	3,338
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 4.00% 2026	5,300	6,152
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2026	4,875	5,873
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2027	5,000	6,033
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2028	6,410	7,731
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2029	8,315	10,016
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2029	4,000	4,955
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2029	2,700	3,252
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2029	2,000	2,478
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2030	7,420	9,169
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2030	6,200	7,451
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2030	3,500	4,325
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2031	6,080	7,493
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2031	3,580	4,292
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2032	5,005	6,161
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2033	5,000	6,142
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2034	5,000	6,135
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2035	8,180	10,031

128	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2036	$700	$858
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2030	1,000	1,211
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2032	1,000	1,209
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2033	1,150	1,388
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2034	1,310	1,578
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2036	1,000	1,202
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2041	1,000	1,196
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2027	925	1,143
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2028	1,480	1,819
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2029	3,000	3,666
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2030	5,100	6,199
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2031	3,000	3,631
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2032	2,500	3,018
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2033	9,000	10,844
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2034	3,000	3,607
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2035	6,710	8,055
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2036	7,000	8,383
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2037	1,000	1,195
Fin. Auth., Rev. Bonds (Franciscan Communities, Inc.), Series 2013-A, 5.125% 2043	1,025	1,077
Fin. Auth., Rev. Bonds (Friendship Village Schaumburg), Series 2017, 5.125% 2045	2,225	1,665
Fin. Auth., Rev. Bonds (Ingalls Health System), Series 2013, 5.00% 2043 (preref. 2022)	2,030	2,105
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2030	1,180	1,347
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2035	1,350	1,524
Fin. Auth., Rev. Bonds (Lutheran Life Communities Obligated Group), Series 2019-A, 4.00% 2022	390	404
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2026	3,000	3,646
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2027	2,990	3,630
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2033	3,835	4,629
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 4.00% 2035	2,000	2,294
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 4.00% 2036	2,420	2,769
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2040	5,000	5,972
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2046	29,620	35,130
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2029	2,200	2,902
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2036	3,000	3,667
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2037	3,000	3,656
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2038	4,000	4,863
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2039	6,000	7,277
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2040	3,000	3,631
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2041	3,130	3,779
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2026	3,080	3,767
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2032	3,290	3,926
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2033	1,425	1,697
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2034	3,240	3,851
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2035	3,335	3,959
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 4.00% 2037	11,520	13,135
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 4.00% 2038	6,140	7,001
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-A, 5.00% 2030	1,000	1,260
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-A, 5.00% 2042	7,000	8,638
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-A, 4.00% 2047	3,000	3,462
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-B, 5.00% 2057 (put 2022)	8,600	9,170
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2016, 5.00% 2028	2,450	2,942
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2016, 3.25% 2039	4,000	4,329
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	1,595	1,920
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2025	2,345	2,732
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2027	5,015	6,084
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2028	3,250	3,923
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2030	1,400	1,675
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2031	1,125	1,340
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.72% 2042 (put 2026)[2]	400	400
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-A, 4.00% 2050	2,290	2,650
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2027	1,875	2,338
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2028	5,000	6,202
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2029	2,000	2,469

American Funds Tax-Exempt Funds	129

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2030	$7,615	$9,388
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2031	3,000	3,691
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2033	2,500	3,066
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2034	1,895	2,320
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2036	6,145	7,496
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041	17,970	20,540
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	730	861
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	5	6
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2041	2,000	2,428
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 5.00% 2023	100	108
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 6.00% 2043	2,700	2,921
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2030	5,000	5,812
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-B, 5.00% 2034	2,595	3,008
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2034	2,500	2,898
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2038	10,475	12,108
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2032 (preref. 2026)	4,000	4,896
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2011-A, 5.00% 2021	1,000	1,002
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2034	3,870	5,244
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2016-A, 5.00% 2045	26,575	31,291
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 4.00% 2048	5,840	7,021
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-B, 5.00% 2053 (put 2031)	3,395	4,637
Fin. Auth., Rev. Bonds (University of Chicago Medical Center), Series 2016-A, 5.00% 2026	1,610	1,976
Fin. Auth., Rev. Bonds (University of Chicago), Series 2012-A, 5.00% 2026	1,230	1,240
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2019, 5.00% 2036	7,000	9,066
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 5.00% 2036	2,000	2,692
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2037	12,000	14,834
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2038	2,500	3,080
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2039	2,500	3,073
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2040	6,500	7,966
Fin. Auth., Rev. Ref. Bonds (Advocate Health Care Network), Series 2014, 5.00% 2033 (preref. 2024)	8,500	9,717
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2034	1,000	1,245
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2035	5,400	6,644
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 4.00% 2037	2,500	2,885
Fin. Auth., Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2012-A, 5.00% 2042 (preref. 2021)	3,500	3,549
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 5.00% 2024	700	787
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 5.00% 2026	585	695
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2027	1,095	1,330
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2038	1,000	1,197
Fin. Auth., Rev. Ref. Bonds (Christian Homes, Inc.), Series 2016, 5.00% 2040	1,275	1,443
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2013, 5.00% 2024	600	659
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2016-A, 5.00% 2030	1,000	1,211
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2016-A, 5.00% 2035	1,000	1,203
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2016-A, 4.00% 2040	7,500	8,548
Fin. Auth., Rev. Ref. Bonds (Edward-Elmhurst Healthcare), Series 2018-A, 5.00% 2044	1,500	1,819
Fin. Auth., Rev. Ref. Bonds (Field Museum of Natural History), Series 2019, 0.568% 2034 (put 2022)[2]	31,455	31,455
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2025	1,500	1,567
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2026	1,535	1,602
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2042	9,385	9,765
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2012-A, 5.00% 2022	1,290	1,338
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2031	3,500	4,127
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2032	3,500	4,124
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2034	2,600	3,061
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2045	26,890	31,511
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2035	6,745	7,869
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 4.125% 2037	1,000	1,110
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2044	10,885	12,605
Fin. Auth., Rev. Ref. Bonds (Southern Illinois Healthcare Enterprises, Inc.), Series 2017-C, 5.00% 2026	650	780
Fin. Auth., Rev. Ref. Bonds (Southern Illinois Healthcare Enterprises, Inc.), Series 2017-C, 5.00% 2032	1,600	1,928
Fin. Auth., Student Housing and Academic Fac. Rev. Bonds (CHF-Chicago, LLC - University of Illinois at Chicago Project), Series 2017-A, 5.00% 2047	1,200	1,395
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2035	2,235	2,121

130	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2047	$1,265	$1,144
Fin. Auth., Student Housing Rev. Bonds (CHF-DeKalb II, LLC - Northern Illinois University Project), Series 2011, 6.875% 2043	40,015	40,448
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2021	21,660	21,919
G.O. Bonds, Series 2014, 5.00% 2022	10,000	10,359
G.O. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2022	1,055	1,089
G.O. Bonds, Series 2017-D, 5.00% 2022	50	53
G.O. Bonds, Series 2017-D, 5.00% 2023	10,320	11,394
G.O. Bonds, Series 2017-A, 5.00% 2023	5,875	6,508
G.O. Bonds, Series 2014, 5.00% 2023	1,485	1,607
G.O. Bonds, Series 2019-A, 5.00% 2023	1,000	1,104
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2024	8,000	9,168
G.O. Bonds, Series 2019-A, 5.00% 2024	4,500	5,157
G.O. Bonds, Series 2012, 5.00% 2024	5,000	5,139
G.O. Bonds, Series 2013, 5.50% 2024	2,500	2,748
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	33,355	40,567
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2028	14,470	17,910
G.O. Bonds, Series 2017-C, 5.00% 2029	19,440	23,911
G.O. Bonds, Series 2020-B, 5.00% 2029	2,845	3,676
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	7,700	8,984
G.O. Bonds, Series 2020-B, 4.00% 2032	1,800	2,177
G.O. Bonds, Series 2016, 5.00% 2033	7,200	8,516
G.O. Bonds, Series 2012, 5.00% 2035	1,000	1,028
G.O. Bonds, Series 2017-A, 5.00% 2036	11,500	13,940
G.O. Bonds, Series 2016, 5.00% 2037	7,500	8,799
G.O. Bonds, Series 2016, 5.00% 2038	6,500	7,615
G.O. Bonds, Series 2014, 5.00% 2039	6,275	6,918
G.O. Bonds, Series 2014, 5.00% 2039	5,100	5,651
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2041	2,000	2,290
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022	3,865	3,958
G.O. Rev. Ref. Bonds, Series 2012, 4.00% 2025	1,360	1,409
G.O. Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2025	5,795	6,069
G.O. Rev. Ref. Bonds, Series 2019-B, 5.00% 2025	3,905	4,603
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2025	1,320	1,560
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	3,500	4,251
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2027	8,250	10,094
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	3,000	3,722
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	3,000	3,646
Health Facs. Auth., Rev. Bonds (Evangelical Hospitals Corp.), Series 1992-C, 6.25% 2022 (escrowed to maturity)	900	938
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-C, 3.50% 2046	4,585	4,945
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2018-A-1, 4.00% 2048	18,745	20,826
Housing Dev. Auth., Housing Rev. Bonds, Series 2013-A, 2.45% 2043	495	512
Housing Dev. Auth., Housing Rev. Green Bonds, Series 2021-B, 3.00% 2051	13,760	15,222
Housing Dev. Auth., Multi Family Housing Rev. Notes (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.02% 2050 (put 2025)[2]	27,800	28,446
Housing Dev. Auth., Rev. Bonds, Series 2016-A, 4.00% 2046	2,875	3,080
Housing Dev. Auth., Rev. Bonds, Series 2017-B, 4.00% 2048	4,770	5,213
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	6,175	6,885
Housing Dev. Auth., Rev. Bonds, Series 2020-A, 3.75% 2050	14,765	16,482
Housing Dev. Auth., Rev. Bonds, Series 2019-D, 3.75% 2050	14,285	15,888
Housing Dev. Auth., Rev. Bonds, Series 2021-A, 3.00% 2051	2,620	2,880
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2024	2,360	2,631
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2026	2,000	2,379
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2028	735	921
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2029	1,840	2,335
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2030	1,390	1,753

American Funds Tax-Exempt Funds	131

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2030	$930	$1,173
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2032	1,000	1,254
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2034	1,000	1,246
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2036	250	309
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	425	524
Counties of Kendall, Kane and Will, Community Unit School Dist. No. 308, G.O. Rev. Ref. School Bonds, Series 2011, 5.25% 2027	1,000	1,000
Village of Manhattan, Special Service Area No. 2007-5 (Lakeside Towns at Liberty Center Project), Special Tax Bonds, Series 2007, 6.125% 2040[4]	2,300	575
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030	21,475	18,307
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030 (escrowed to maturity)	1,210	1,088
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2025	6,650	6,331
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, Assured Guaranty Municipal insured, 0% 2029	10,000	8,755
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2031	2,810	2,338
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2033	3,625	2,873
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2034	15,000	11,593
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2034	3,000	2,291
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2035	8,435	6,272
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, Assured Guaranty Municipal insured, 4.25% 2042	1,605	1,661
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, BAM insured, 4.25% 2042	490	507
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2020-B, 5.00% 2042	4,125	5,303
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-A, 5.00% 2042	4,360	4,539
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-A, BAM insured, 5.00% 2042	2,015	2,098
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, Assured Guaranty Municipal insured, 5.00% 2042	810	843
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, BAM insured, 5.00% 2052	445	463
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2023	1,000	1,041
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2025	560	596
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	500	521
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2035	7,015	8,169
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2040	6,870	7,948
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2042	3,500	4,074
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	1,400	1,753
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2047	2,000	2,305

132	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	$9,630	$11,107
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2050	4,000	4,623
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 5.00% 2050	5,000	6,255
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2052	3,050	3,501
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2052	2,350	2,447
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-A, 5.00% 2057	5,000	6,006
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1996-A, National insured, 0% 2025	2,825	2,712
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2026	6,035	5,718
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2035	1,520	1,085
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2036	1,350	945
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2036	1,250	863
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2038	4,080	2,678
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2038	2,500	1,618
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2044	37,000	21,848
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, 0% 2054	39,165	16,615
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, BAM insured, 0% 2054	25,000	11,070
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, Assured Guaranty Municipal insured, 0% 2056	30,000	12,784
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, 0% 2056	12,500	5,002
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, Assured Guaranty Municipal insured, 0% 2056	6,500	2,741
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	3,000	3,540
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	7,500	8,827
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	10,450	12,294
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2022	200	206
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2023	240	259
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2024	500	560
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2025	400	463
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2026	650	774
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2028	625	783
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2029	410	524
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2030	450	586
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2031	500	647
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2032	1,225	1,579
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2033	1,270	1,632

American Funds Tax-Exempt Funds	133

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2034	$1,560	$1,998
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2035	1,000	1,208
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2037	1,140	1,369
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2039	495	591
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2041	460	547
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2026	5,000	6,075
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2017-A, 5.00% 2029	1,045	1,316
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2032	1,520	1,887
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2033	17,230	21,343
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2034	8,370	10,343
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2035	2,675	3,299
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2036	10,105	12,429
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2036	1,295	1,669
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2037	1,280	1,651
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 4.00% 2039	4,630	5,511
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2040	17,750	21,680
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2030	1,750	2,190
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2023	1,520	1,580
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2024	1,905	1,976
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2025	2,005	2,076
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2032	5,000	5,134
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2025	150	141
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2022	1,545	1,594
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2025	2,525	2,930
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Hospital Sisters Services, Inc. Obligated Group), Series 2017-A, 5.00% 2027	4,655	5,758
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Hospital Sisters Services, Inc. Obligated Group), Series 2017-A, 5.00% 2028	4,820	6,113
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.25% 2036 (preref. 2023)	385	446
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.125% 2043 (preref. 2023)	1,005	1,161
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.625% 2048 (preref. 2023)	17,340	20,222
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.00% 2027	1,025	1,142
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2028	4,500	5,672
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2029	5,880	7,511
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, 5.00% 2030	1,000	1,252
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2030	4,755	5,289
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2032	3,000	3,325
City of Springfield, Electric Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2031	2,220	2,567
City of Springfield, Electric Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2032	3,000	3,467
City of Springfield, Electric Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2040	6,000	6,901
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2027	2,570	2,744
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2028	1,000	1,067
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2029	5,860	6,250
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2030	7,100	7,572
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2031	1,500	1,982

134	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2033	$5,000	$6,039
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2033	2,200	2,345
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2034	1,000	1,186
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2035	3,055	3,680
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2036	2,000	2,407
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2036	2,000	2,368
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2037	1,900	2,285
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2037	1,500	1,774
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2038	40,430	42,995
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2017-A, 5.00% 2038	4,000	4,951
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-B, 5.00% 2038	2,500	2,763
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 4.00% 2039	5,745	6,839
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-B, 5.00% 2039	3,000	3,310
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-A, 5.00% 2040	7,500	8,717
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2040	6,500	7,655
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2020-A, 5.00% 2040	1,000	1,321
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2041	23,730	28,358
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2017-A, 5.00% 2042	21,080	25,781
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 4.00% 2044	2,000	2,357
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 5.00% 2044	5,500	6,946
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2020-A, 5.00% 2045	39,510	51,055
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2030	2,255	2,920
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2014-A, 5.00% 2044	16,500	18,343
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2005-A, National insured, 5.50% 2023	1,800	1,961
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2001-A, 5.50% 2024	310	354
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	10,000	10,744
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	1,960	2,365
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,185	1,374
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	3,000	3,244
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	3,120	3,594
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2032	2,930	3,332
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2033	4,535	5,148
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2034	5,000	5,666
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2036	8,000	9,057
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2023	1,000	993
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2024	2,195	2,163
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2016-A, 5.00% 2021	7,145	7,157
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2014-C, 5.00% 2024	1,925	2,167
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2008-A, Assured Guaranty Municipal insured, 5.00% 2025	2,315	2,323
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.25% 2022	799	805
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.50% 2023	899	924
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.75% 2024	949	997
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.875% 2025	504	539
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2026	864	939
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2024	31,835	31,300
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2024 (escrowed to maturity)	13,100	12,982
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2025	9,115	8,846
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.75% 2024	1,163	1,222

American Funds Tax-Exempt Funds	135

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2025	$727	$780
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.125% 2026	1,293	1,411
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.25% 2027	1,362	1,497
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2036	997	1,074
		3,177,161

Indiana 1.19%
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2017-C, 4.00% 2037	5,000	5,725
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2016-B, 5.00% 2041	14,800	17,163
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2016-A, 5.00% 2051	19,600	22,729
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	1,500	1,598
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-B, 2.25% 2058 (put 2025)	7,575	8,074
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)	6,500	7,057
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 5.00% 2034	725	890
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 5.00% 2035	1,335	1,636
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2036	1,365	1,567
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2038	2,045	2,337
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2039	1,820	2,075
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2043	8,005	9,013
Fin. Auth., Hospital Rev. Bonds (Marion General Hospital), Series 2020-A, 4.00% 2045	10,000	11,708
Fin. Auth., Hospital Rev. Bonds (Marion General Hospital), Series 2020-A, 4.00% 2050	15,000	17,481
Fin. Auth., Hospital Rev. Bonds (Parkview Health System), Series 2018-A, 4.00% 2048	9,000	10,379
Fin. Auth., Hospital Rev. Ref. Bonds (Indiana University Health Obligated Group), Series 2014-A, 5.00% 2029	1,000	1,155
Fin. Auth., Hospital Rev. Ref. Bonds (Indiana University Health Obligated Group), Series 2015-A, 5.00% 2040	5,000	5,796
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2025	1,525	1,702
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2029	1,000	1,111
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2031	1,700	1,885
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2029	1,405	1,454
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2029 (preref. 2022)	45	47
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-B, 3.00% 2030	1,500	1,659
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2032	11,750	12,095
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2039	26,830	27,555
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2023	250	275
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2027	1,050	1,253
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2028	1,100	1,308
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2043	420	486
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2016-A, 5.25% 2046	2,165	2,535
Fin. Auth., Rev. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2012, 5.00% 2030 (preref. 2022)	2,000	2,057
Fin. Auth., Rev. Bonds (Deaconess Health System Obligated Group), Series 2016-A, 5.00% 2044	2,655	3,158
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 7.00% 2043	1,000	1,101
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2036	3,000	3,376
Fin. Auth., Wastewater Utility Rev. Bonds (CWA Auth. Project), Series 2011-A, 5.25% 2031	5,000	5,042
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2035	2,500	3,390
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 3.00% 2038	3,000	3,377
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 3.00% 2039	2,000	2,229
Health Facs. Fncg. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2001-A-1, 5.00% 2035	2,780	3,281
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-B-1, 1.95% 2035	2,665	2,715
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-B, 3.50% 2049	3,760	4,125
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	1,915	2,128
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	2,090	2,303
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2051	2,590	2,846
Trustees of Indiana University, Consolidated Rev. Ref. Bonds, Series 2012-A, 5.00% 2037 (preref. 2022)	1,500	1,561
Trustees of Indiana University, Student Fee Bonds, Series 2016-X, 3.00% 2029	1,000	1,099
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2034	1,170	1,533

136	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2035	$1,230	$1,608
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2036	1,295	1,687
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2037	1,355	1,760
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-1, 5.00% 2044	5,100	6,530
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-1, 4.00% 2050	31,485	37,173
City of Indianapolis, Local Public Improvement Bond Bank Rev. Bonds, Capital Appreciation Bonds, Series 1999-E, AMBAC insured, 0% 2025	2,540	2,495
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2034	1,415	1,574
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2036	1,080	1,199
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Waterworks Project), Series 2007-B, National insured, 5.25% 2023	6,055	6,629
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.25% 2030 (preref. 2023)	1,500	1,646
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.25% 2032 (preref. 2023)	2,100	2,305
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2016-C, 5.00% 2036	4,550	5,499
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2016-C, 5.00% 2037	5,970	7,213
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.25% 2038	2,000	2,192
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.00% 2042	2,750	3,000
Trustees of Purdue University, Certs. of Part., Series 2006, 5.25% 2025	1,980	2,366
Trustees of Purdue University, Student Fee Bonds, Series 2015-BB-1, 5.00% 2032	470	531
Trustees of Purdue University, Student Fee Bonds, Series 2015-BB-1, 5.00% 2033	1,530	1,727
Trustees of Purdue University, Student Fee Bonds, Series 2015-BB-1, 5.00% 2034	530	597
Trustees of Purdue University, Student Fee Rev. Ref. Bonds, Series 2012-AA, 5.00% 2030	1,500	1,562
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2002-A, 2.75% 2025	3,200	3,488
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2009-B, 3.05% 2025	12,635	13,915
County of Vigo, Hospital Auth., Hospital Rev. Bonds, Series 2011, 8.00% 2041 (preref. 2021)	2,575	2,591
		334,356

Iowa 0.27%
Fin. Auth., Health Facs. Rev. Bonds (UnityPoint Health), Series 2014-C, 4.00% 2033	8,650	9,371
Fin. Auth., Midwestern Disaster Area Rev. Bonds (Iowa Fertilizer Co. Project), Series 2013-B, 5.25% 2050 (put 2037)	1,000	1,102
Fin. Auth., Midwestern Disaster Area Rev. Ref. Bonds (Iowa Fertilizer Co. Project), Series 2019, 3.125% 2022	1,205	1,231
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2019-A-2, 2.875% 2049	470	475
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2028	345	383
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2013-1, 2.15% 2043	408	411
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2016-A, 4.00% 2046	1,685	1,789
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2021-A, 3.00% 2047	970	1,066
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2017-C, 3.50% 2047	3,855	4,137
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2018-A, 4.00% 2047	2,515	2,753
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.00% 2047	1,465	1,667
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	2,125	2,379
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	4,640	5,160
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2021-B, 3.00% 2051	8,380	9,252
Fin. Auth., State Revolving Fund Rev. Green Bonds, Series 2021-A, 5.00% 2034	2,000	2,755
Fin. Auth., State Revolving Fund Rev. Green Bonds, Series 2021-A, 5.00% 2035	2,195	3,018
Fin. Auth., State Revolving Fund Rev. Green Bonds, Series 2021-A, 5.00% 2037	1,500	2,050
Fin. Auth., State Revolving Fund Rev. Green Bonds, Series 2021-A, 5.00% 2039	3,000	4,076
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	12,000	14,514
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 4.00% 2035	2,000	2,469
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 4.00% 2037	1,900	2,327
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 4.00% 2039	2,145	2,609
		74,994

American Funds Tax-Exempt Funds	137

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kansas 0.42%
Dev. Fin. Auth., Hospital Rev. Ref. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2012-A, 5.00% 2032	$1,500	$1,557
Dev. Fin. Auth., Hospital Rev. Ref. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2012-A, 5.00% 2034	1,000	1,038
Dev. Fin. Auth., Rev. Ref. Bonds (Lifespace Communities, Inc.), Series 2010-S, 5.00% 2030	5,625	5,642
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-1, (1-month USD-LIBOR x 0.70 + 0.30%) 0.37% 2021[2]	5,000	5,001
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-2, (1-month USD-LIBOR x 0.70 + 0.35%) 0.42% 2022[2]	24,065	24,129
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-3, (1-month USD-LIBOR x 0.70 + 0.40%) 0.47% 2023[2]	5,675	5,699
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-4, (1-month USD-LIBOR x 0.70 + 0.50%) 0.57% 2024[2]	28,000	28,255
University of Kansas Hospital Auth., Health Facs. and Improvement Rev. Bonds (University of Kansas Health System), Series 2019-B, 5.00% 2031	5,395	7,161
University of Kansas Hospital Auth., Health Facs. and Improvement Rev. Bonds (University of Kansas Health System), Series 2017-A, 5.00% 2047	31,990	38,413
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 4.00% 2028	490	502
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 5.00% 2034	625	646
		118,043

Kentucky 0.98%
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2035	465	542
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	1,000	902
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2036	3,320	4,051
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2041	3,450	4,172
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2046	2,750	3,326
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 4.00% 2041	1,000	1,151
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2045	11,700	14,339
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2047	6,250	6,621
Housing Corp., Housing Rev. Bonds, Series 2013-D, 3.50% 2033	295	311
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	1,105	1,107
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	15,870	15,937
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	7,250	7,274
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2046	335	393
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2051	440	514
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2056	800	930
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2029	4,085	4,938
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2032	6,550	7,880
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2033	1,000	1,200
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 4.00% 2034	5,000	5,666
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 4.00% 2035	21,770	24,665
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 4.00% 2036	21,000	23,782

138	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kentucky (continued)
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 5.00% 2037	$5,000	$6,387
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 5.00% 2038	2,300	2,932
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 4.00% 2039	1,500	1,757
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 4.00% 2040	2,785	3,257
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-D, 5.00% 2047 (put 2029)	5,505	7,209
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2019, 5.00% 2022	150	158
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	2,000	2,454
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	1,500	1,836
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2032	2,610	3,184
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2033	2,185	2,664
Property and Buildings Commission, Commonwealth Rev. Bonds (Project No. 112), Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2023	1,000	1,108
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 122), Series 2020-C, 5.00% 2021	2,210	2,237
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	975	1,027
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	2,500	2,726
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, (1-month USD-LIBOR x 0.67 + 1.12%) 1.187% 2049 (put 2025)[2]	3,340	3,425
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	26,480	29,812
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	18,000	20,020
Public Energy Auth., Gas Supply Rev. Bonds, Series 2020-A, 4.00% 2050 (put 2026)	17,500	20,242
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-C-1, 4.00% 2050 (put 2028)	1,000	1,192
Public Transportation Infrastructure Auth., Toll Rev. Bonds (Downtown Crossing Project), Series 2013-A, 5.75% 2049	5,000	5,506
Public Transportation Infrastructure Auth., Toll Rev. Bonds (Downtown Crossing Project), Series 2013-A, 6.00% 2053	18,020	19,914
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2028	1,500	1,902
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2029	1,720	2,225
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2031	1,900	2,546
		275,421

Louisiana 1.57%
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-A, 5.00% 2033	845	974
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2017-A, 5.00% 2035	1,340	1,630
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-A, 5.00% 2045	2,500	2,868
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2017-A, 5.00% 2048	12,855	15,602
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 5.00% 2034	1,150	1,459
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 4.00% 2037	1,000	1,182
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 5.00% 2040	1,625	2,034
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 5.00% 2041	1,710	2,136
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2027	500	609
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2028	1,600	1,986
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2024 (preref. 2022)	1,750	1,821
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	12,000	14,358
Parish of East Baton Rouge, Capital Improvements Dist., Sales Tax Rev. Bonds, Series 2019, 5.00% 2022	500	524
Parish of East Baton Rouge, Capital Improvements Dist., Sales Tax Rev. Bonds, Series 2019, 5.00% 2023	725	795

American Funds Tax-Exempt Funds	139

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Parish of East Baton Rouge, Capital Improvements Dist., Sales Tax Rev. Bonds, Series 2019, 5.00% 2024	$700	$799
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,307
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 1.30% 2041 (put 2028)	18,805	19,408
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2031	1,710	2,269
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 5.00% 2032	2,070	2,677
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 5.00% 2033	1,790	2,305
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 5.00% 2034	1,500	1,925
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2014-B, 5.00% 2039 (preref. 2025)	1,100	1,283
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 4.00% 2045	16,500	19,417
Greater New Orleans Expressway Commission, Toll Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2042	4,000	4,689
Greater New Orleans Expressway Commission, Toll Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2047	3,320	3,874
Housing Corp., Multi Family Housing Rev. Bonds (Byers Estates V Project), Series 2021, 0.35% 2024 (put 2023)	3,615	3,618
Housing Corp., Multi Family Housing Rev. Bonds (Pine Hill Estates Project), Series 2020, 1.10% 2022 (put 2021)	1,000	1,002
Housing Corp., Single Family Mortgage Bonds (Home Ownership Program), Series 2020-B, 3.50% 2050	955	1,062
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2021-B, 3.00% 2051	950	1,047
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,231
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2037	3,000	3,650
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Drainage Projects), Series 2015-C, 7.00% 2044[1]	970	967
Local Government Environmental Facs. and Community Dev. Auth., Hospital Rev. Ref. Bonds (Woman’s Hospital Foundation Project), Series 2017-A, 5.00% 2041	10,500	12,736
Local Government Environmental Facs. and Community Dev. Auth., Hospital Rev. Ref. Bonds (Woman’s Hospital Foundation Project), Series 2017-A, 5.00% 2044	9,940	12,053
Local Government Environmental Facs. and Community Dev. Auth., Rev. Bonds (Southeastern Louisiana University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	2,000	2,475
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-B, 2.50% 2036	37,395	38,670
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Louisiana Community and Technical College System Act 391 Projects), Series 2017, BAM insured, 5.00% 2028	2,500	3,211
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	3,940	4,946
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2032	4,580	5,731
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2033	4,620	5,774
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2034	4,895	6,108
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2036	4,680	5,823
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2043	1,250	1,520
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Westlake Chemical Corp. Projects), Series 2017, 3.50% 2032	5,165	5,788
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2024	2,000	2,178
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	5,000	5,440
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2032	2,500	2,724
Military Dept., Custodial Receipts, Series 2006, 5.00% 2021	1,995	1,995
City of New Orleans, Regional Transit Auth., Sales Tax Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 5.00% 2034	2,000	2,653
City of New Orleans, Regional Transit Auth., Sales Tax Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 5.00% 2035	1,500	1,983
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2030 (preref. 2025)	900	1,059
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2033 (preref. 2025)	1,000	1,198
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2034 (preref. 2025)	1,000	1,198
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2040 (preref. 2025)	3,000	3,593
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2040 (preref. 2025)	2,000	2,354
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2045 (preref. 2025)	5,000	5,988
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2045 (preref. 2025)	1,350	1,589

140	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
City of New Orleans, Sewerage Service Rev. Bonds, Series 2020-B, 5.00% 2045	$1,500	$1,902
City of New Orleans, Sewerage Service Rev. Bonds, Series 2020-B, 4.00% 2050	1,200	1,394
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2029 (preref. 2025)	900	1,078
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2032 (preref. 2025)	1,000	1,198
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2044 (preref. 2024)	15,325	17,730
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2013-A, 1.65% 2033 (put 2023)	3,500	3,559
Public Facs. Auth., Hospital Rev. Ref. Bonds (Franciscan Missionaries of Our Lady Health System Project), Series 2015-A, 5.00% 2033	4,970	5,735
Public Facs. Auth., Hospital Rev. Ref. Bonds (Franciscan Missionaries of Our Lady Health System Project), Series 2015-A, 5.00% 2033 (preref. 2025)	30	36
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2052	1,000	1,189
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2057	8,395	9,952
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase III Project), Series 2019-A, 5.00% 2059	2,500	3,106
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2046	1,100	1,277
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2051	17,590	20,377
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2056	10,670	12,333
Public Facs. Auth., Rev. and Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2017, 5.00% 2042	5,000	6,013
Public Facs. Auth., Rev. and Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2017, 5.00% 2046	25,895	31,138
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032 (preref. 2026)	5	6
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2015, 5.00% 2033	3,455	3,928
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2034 (preref. 2026)	10	12
Public Facs. Auth., Rev. Ref. Bonds (Nineteenth Judicial Dist. Court Building Project), Series 2015, Assured Guaranty Municipal insured, 5.25% 2051	12,405	14,545
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2015, 5.00% 2032	2,000	2,279
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032	495	587
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2034	1,490	1,761
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2015, 5.00% 2047	5,700	6,488
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	1,350	1,391
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017, 2.10% 2037 (put 2024)	4,120	4,279
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	4,700	4,884
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017, 2.20% 2037 (put 2026)	7,070	7,441
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-2, 2.375% 2037 (put 2026)	4,200	4,455
City of Shreveport, Water and Sewer Rev. Bonds, Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2029	4,300	5,607
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2031	500	643
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2033	325	381
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2036	365	425
City of Shreveport, Water and Sewer Rev. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2036	1,250	1,555
City of Shreveport, Water and Sewer Rev. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2037	1,340	1,663
City of Shreveport, Water and Sewer Rev. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2041	1,000	1,233
		440,875

Maine 0.17%
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Healthcare Systems Obligated Group Issue), Series 2016-A, 5.00% 2046	8,750	10,012
Housing Auth., Mortgage Purchase Bonds, Series 2020-F, 2.00% 2035	1,750	1,793
Housing Auth., Mortgage Purchase Bonds, Series 2017-A, 4.00% 2047	1,160	1,244
Housing Auth., Mortgage Purchase Bonds, Series 2017-B, 4.00% 2047	1,120	1,204
Housing Auth., Mortgage Purchase Bonds, Series 2019-A, 4.00% 2049	1,955	2,152
Housing Auth., Mortgage Purchase Bonds, Series 2019-C, 4.00% 2050	4,285	4,751
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-B, 3.50% 2040	375	389
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2013-B, 4.00% 2043	45	46

American Funds Tax-Exempt Funds	141

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maine (continued)
Turnpike Auth., Turnpike Rev. Bonds, Series 2020, 4.00% 2045	$5,000	$5,962
Turnpike Auth., Turnpike Rev. Bonds, Series 2018, 5.00% 2047	9,000	11,061
Turnpike Auth., Turnpike Rev. Bonds, Series 2020, 5.00% 2050	6,000	7,724
		46,338

Maryland 1.54%
County of Anne Arundel, Consolidated Special Taxing Dist. Rev. Ref. Bonds (Villages of Dorchester and Farmington Village Projects), Series 2013, 5.00% 2022	500	523
County of Anne Arundel, Consolidated Special Taxing Dist. Rev. Ref. Bonds (Villages of Dorchester and Farmington Village Projects), Series 2013, 5.00% 2023	225	245
County of Anne Arundel, Consolidated Special Taxing Dist. Rev. Ref. Bonds (Villages of Dorchester and Farmington Village Projects), Series 2013, 5.00% 2032	1,000	1,086
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2029	1,070	1,267
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2030	1,000	1,181
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2037	2,100	2,450
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2038	1,000	1,177
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2039	1,200	1,411
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2045	2,250	2,622
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2050	3,945	4,581
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 5.00% 2026	465	558
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 5.00% 2027	3,065	3,787
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 5.00% 2028	3,215	4,044
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2029	1,000	1,201
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2030	1,655	1,981
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2031	1,225	1,460
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2032	700	832
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2034	1,370	1,624
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2036	1,505	1,778
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2037	190	224
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2038	1,555	1,830
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2040	1,650	1,937
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2045	4,985	5,809
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2050	5,630	6,538
Mayor and City Council of Baltimore, Rev. Bonds (Wastewater Projects), Series 2014-C, 5.00% 2032	2,000	2,306
Mayor and City Council of Baltimore, Rev. Bonds (Wastewater Projects), Series 2014-C, 5.00% 2044	5,000	5,748
Mayor and City Council of Baltimore, Rev. Bonds (Water Projects), Series 2014-A, 5.00% 2044	1,500	1,724
Mayor and City Council of Baltimore, Rev. Ref. Bonds (Wastewater Projects), Series 2014, 5.00% 2039	2,215	2,550
Mayor and City Council of Baltimore, Rev. Ref. Bonds (Water Projects), Series 1994-A, FGIC insured, 5.00% 2024	370	386
Community Dev. Administration, Dept. of Housing and Community Dev., Housing Rev. Bonds, Series 2015-B, 4.05% 2040	2,500	2,678
Community Dev. Administration, Dept. of Housing and Community Dev., Multi Family Housing Dev. Rev. Bonds (Somerset Extension), Series 2019-H, 1.795% 2022	6,000	6,040
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 1.95% 2035	2,600	2,639
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	6,695	7,551
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-B, 4.00% 2049	6,010	6,663
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	10,955	12,206
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-C, 3.50% 2050	18,645	20,442
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-A, 3.75% 2050	19,465	21,660
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-A, 3.00% 2051	9,000	9,897
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-B, 3.00% 2051	8,335	9,225
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Ref. Bonds, Series 2015-A, 3.50% 2045	1,390	1,463
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2027	1,350	1,669
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2028	2,000	2,531

142	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2030	$1,250	$1,558
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2031	1,000	1,240
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2035	2,000	2,456
Econ. Dev. Corp., Senior Student Housing Rev. Ref. Bonds (University of Maryland, Baltimore Project), Series 2015, 5.00% 2035	1,000	1,112
Econ. Dev. Corp., Senior Student Housing Rev. Ref. Bonds (University of Maryland, Baltimore Project), Series 2015, 5.00% 2039	2,605	2,880
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 4.25% 2050	300	351
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 5.00% 2050	1,250	1,556
Econ. Dev. Corp., Student Housing Rev. Bonds (Towson University Project), Series 2012, 5.00% 2029	250	259
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Bowie State University Project), Series 2015, 5.00% 2033[1]	2,540	2,903
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2023	1,010	1,062
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2033	1,000	1,072
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Morgan State University Project), Series 2012, 5.00% 2034	2,930	3,040
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2027	135	160
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2028	175	206
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2029	190	222
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2030	325	378
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2031	375	434
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2032	325	375
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2036	600	685
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 4.00% 2024	1,350	1,490
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2028	920	1,103
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2029	900	1,073
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,186
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2035	2,265	2,674
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2043	1,250	1,473
G.O. Bonds, State and Local Facs. Loan of 2015, Series 2015-A-2, 2.75% 2025	4,000	4,206
G.O. Bonds, State and Local Facs. Loan of 2017, Series 2017-A-2, 5.00% 2022	2,800	2,938
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2020, 5.00% 2036	2,290	2,831
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2020, 4.00% 2038	865	1,005
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2016-A, 5.50% 2046	12,235	14,791
Health and Higher Educational Facs. Auth., Rev. Bonds (Anne Arundel Health System Issue), Series 2012, 5.00% 2027	400	417
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2030	690	812
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2038	240	278
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2043	700	807
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2048	1,940	2,230
Health and Higher Educational Facs. Auth., Rev. Bonds (Charlestown Community Issue), Series 2016-A, 5.00% 2026	210	252
Health and Higher Educational Facs. Auth., Rev. Bonds (Charlestown Community Issue), Series 2016-A, 5.00% 2036	2,835	3,364
Health and Higher Educational Facs. Auth., Rev. Bonds (Charlestown Community Issue), Series 2016-A, 5.00% 2045	13,000	15,243
Health and Higher Educational Facs. Auth., Rev. Bonds (LifeBridge Health Issue), Series 2016, 5.00% 2047	1,000	1,188
Health and Higher Educational Facs. Auth., Rev. Bonds (Loyola University Maryland Issue), Series 2014, 5.00% 2027	125	143
Health and Higher Educational Facs. Auth., Rev. Bonds (Loyola University Maryland Issue), Series 2014, 5.00% 2028	215	245
Health and Higher Educational Facs. Auth., Rev. Bonds (Loyola University Maryland Issue), Series 2014, 5.00% 2032	165	187
Health and Higher Educational Facs. Auth., Rev. Bonds (MedStar Health Issue), Series 2015, 5.00% 2026	4,290	4,985
Health and Higher Educational Facs. Auth., Rev. Bonds (MedStar Health Issue), Series 2013-B, 5.00% 2038	865	945
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2012, 5.00% 2031	1,000	1,042
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2032	800	956
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2033	1,000	1,193
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2034	1,800	2,142

American Funds Tax-Exempt Funds	143

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2036	$1,500	$1,778
Health and Higher Educational Facs. Auth., Rev. Bonds (University of Maryland Medical System Issue), Series 2015, 5.00% 2028	1,035	1,213
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (Carroll Hospital Center Issue), Series 2012-A, 5.00% 2037 (preref. 2022)	1,530	1,598
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (MedStar Health Issue), Series 2015, 5.00% 2038	9,000	10,371
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (MedStar Health Issue), Series 2015, 5.00% 2042	4,470	5,151
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (Meritus Medical Center), Series 2015, 5.00% 2040	1,000	1,139
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (Meritus Medical Center), Series 2015, 5.00% 2045	1,000	1,133
County of Howard, Special Obligation Bonds (Annapolis Junction Town Center Project), Series 2014, 6.10% 2044	1,420	1,510
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2037	6,100	7,639
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2038	7,410	9,249
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2039	7,705	9,577
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2040	8,010	9,927
County of Montgomery, Housing Opportunities Commission, Multi Family Housing Dev. Bonds, Series 2004-A, 4.65% 2030	2,670	2,677
County of Montgomery, Housing Opportunities Commission, Program Rev. Bonds, Series 2019-A, 4.00% 2049	2,450	2,750
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2013-A, 4.00% 2031	1,695	1,789
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2012-A, 5.00% 2043	10	10
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	655	713
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2049	4,260	4,666
County of Montgomery, Housing Opportunities Commission, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2050	5,000	5,519
County of Montgomery, Rev. Ref. Bonds (Trinity Health Credit Group), Series 2015, 5.00% 2044	3,000	3,508
County of Montgomery, Rev. Ref. Bonds (Trinity Health Credit Group), Series 2013, 5.00% 2045	1,000	1,205
County of Prince George, Special Obligation Bonds (National Harbor Project), Series 2004, 5.20% 2034	6,256	6,307
County of Prince George, Special Obligation Bonds (Suitland-Naylor Road Project), Series 2016, 4.75% 2036[1]	1,750	1,914
County of Prince George, Special Obligation Bonds (Woodview Village Infrastructure Improvements), Series 1997-A, 4.70% 2026	2,545	2,554
County of Prince George, Special Obligation Rev. Ref. Bonds (Woodview Village Phase II Infrastructure Improvements), Series 2006, RADIAN insured, 5.00% 2026	1,000	1,004
County of Prince George, Special Obligation Rev. Ref. Bonds (Woodview Village Phase II Infrastructure Improvements), Series 2006, RADIAN insured, 5.00% 2032	1,150	1,154
County of Prince George, Special Tax Dist. Bonds (Victoria Falls Project), Series 2005, 5.25% 2035	3,962	4,016
St. Mary’s College of Maryland, Academic Fees and Auxiliary Facs. Fees Rev. Ref. Bonds, Series 2018-A, BAM insured, 4.00% 2023	1,235	1,330
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 3.00% 2037	1,000	1,118
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020, 4.00% 2037	2,000	2,453
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 3.00% 2038	1,750	1,951
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 4.00% 2038	1,225	1,527
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 4.00% 2040	1,500	1,861
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 4.00% 2041	1,500	1,856
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 4.00% 2045	9,500	11,442
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2015, 3.00% 2028	3,305	3,536
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2014-2, 4.00% 2029	1,875	2,069
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2020, 5.00% 2030	8,160	11,064
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2014-2, 4.00% 2043	1,500	1,645
Washington Suburban Sanitary Dist., Consolidated Public Improvement Rev. Ref. Bonds, Series 2017, 3.00% 2027	11,470	13,088
Washington Suburban Sanitary Dist., Consolidated Public Improvement Rev. Ref. Bonds, Series 2017, 3.00% 2031	14,160	15,809
		431,492

Massachusetts 0.96%
College Building Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2030	1,000	1,037
Dev. Fin. Agcy., Hospital Rev. Bonds (Healthcare Obligated Group Issue), Series 2013, 5.25% 2041 (preref. 2023)	4,500	5,013
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	2,240	2,239
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2034	1,000	1,279
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2035	550	702

144	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Massachusetts (continued)
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2036	$625	$794
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2037	425	539
Dev. Fin. Agcy., Rev. Bonds (Boston College Issue), Series 2021-V, 5.00% 2055	5,000	8,255
Dev. Fin. Agcy., Rev. Bonds (Boston Medical Center Issue), Series 2015-D, 5.00% 2044	2,250	2,569
Dev. Fin. Agcy., Rev. Bonds (Boston University Issue), Series 2013-X, 5.00% 2048	15,750	17,221
Dev. Fin. Agcy., Rev. Bonds (Carleton-Willard Village Issue), Series 2019, 4.00% 2042	485	547
Dev. Fin. Agcy., Rev. Bonds (Carleton-Willard Village Issue), Series 2019, 5.00% 2042	730	854
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 4.00% 2023[1]	815	843
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Capital Appreciation Bonds, Series 2011-B, 0% 2056	1,357	944
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S, 4.00% 2036	4,500	5,286
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-3, (SIFMA Municipal Swap Index + 0.50%) 0.52% 2038[2]	1,725	1,731
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-2, 5.00% 2038 (put 2025)	13,665	15,895
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-1, 4.00% 2041	4,805	5,584
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2014-M-4, 5.00% 2044 (preref. 2023)	5,860	6,409
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2030	2,000	2,387
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2031	1,925	2,296
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2029	500	637
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2030	600	760
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2031	500	630
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2020-C, Assured Guaranty Municipal insured, 5.00% 2032	450	598
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2033	805	1,009
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2020-C, Assured Guaranty Municipal insured, 5.00% 2033	525	695
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2034	675	844
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2020-C, Assured Guaranty Municipal insured, 5.00% 2034	435	574
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2036	1,000	1,246
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2026	1,200	1,472
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2028	800	1,033
Dev. Fin. Agcy., Rev. Ref. Bonds (Orchard Cove, Inc. Issue), Series 2019, 5.00% 2039	500	568
Dev. Fin. Agcy., Rev. Ref. Bonds (Orchard Cove, Inc. Issue), Series 2019, 5.00% 2049	4,800	5,422
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2029	500	650
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2017, 5.00% 2030	1,000	1,227
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2031	1,300	1,667
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2033	1,590	2,025
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2017, 5.00% 2034	1,000	1,210
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2035	1,000	1,267
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2036	445	562
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2037	605	763
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2038	340	428
G.O. Bonds, Consolidated Loan, Series 2018-A, 5.00% 2033	4,000	5,045
G.O. Bonds, Consolidated Loan, Series 2018-A, 5.00% 2034	9,000	11,324
G.O. Bonds, Consolidated Loan, Series 2018-A, 5.00% 2039	7,500	9,351
Housing Fin. Agcy., Housing Bonds, Series 2009-C, 5.35% 2049	2,465	2,468
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.45% 2024	3,325	3,330
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 190, 3.15% 2032	750	813
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 3.65% 2035	1,685	1,770
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 178, 3.50% 2042	1,830	1,935
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 167, 4.00% 2043	170	176
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 181, 4.00% 2044	570	604
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 4.00% 2045	790	827
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 183, 3.50% 2046	540	571
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 190, 4.00% 2048	7,370	7,998
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 195, 4.00% 2048	4,030	4,406
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 203, 4.50% 2048	745	829
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 211, 3.50% 2049	8,115	8,897
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 214, 3.75% 2049	5,520	6,110
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 221, 3.00% 2050	4,270	4,716

American Funds Tax-Exempt Funds	145

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Massachusetts (continued)
Massachusetts Bay Transportation Auth., Sales Tax Rev. Ref. Bonds, Series 2007-A-1, 5.25% 2032	$10,000	$14,347
Special Obligation Dedicated Tax Rev. Ref. Bonds, Series 2005, FGIC National insured, 5.50% 2034	51,335	71,716
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2043	3,000	3,985
		268,929

Michigan 3.40%
Building Auth., Rev. Ref. Bonds (Facs. Program), Series 2015-I, 5.00% 2026	1,700	2,034
Building Auth., Rev. Ref. Bonds (Facs. Program), Series 2015-I, 5.00% 2031	8,770	10,412
City of Dearborn, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Henry Ford Village, Inc. Project), Series 2008, 7.00% 2038[4]	3,800	3,610
City of Detroit, Sewage Disposal System Rev. Ref. Bonds, Series 2006-D, Assured Guaranty Municipal insured, (3-month USD-LIBOR + 0.60%) 0.697% 2032[2]	17,660	17,715
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2027	1,000	1,200
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2030	1,300	1,571
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2039	115	143
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2040	205	235
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2041	635	726
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2042	250	285
City of Detroit, Unlimited Tax G.O. Bonds, Series 2020, 5.50% 2045	1,500	1,898
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2046	1,595	1,982
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2050	3,500	4,332
City of Detroit, Unlimited Tax G.O. Bonds, Series 2020, 5.50% 2050	1,715	2,163
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2023	755	789
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured 5.25% 2039 (preref. 2022)	5,900	6,179
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Bonds, Series 2001-B, Assured Guaranty Municipal Insured, 5.50% 2029	10,420	12,921
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 1998-C, FGIC insured, 5.25% 2025	1,075	1,190
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	2,000	2,073
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2027	3,500	3,627
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	3,610	3,741
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	4,000	4,145
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2005-A, Assured Guaranty Municipal insured, 5.25% 2032	20,000	27,305
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 5.00% 2031	1,845	2,497
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 4.00% 2055	7,320	8,579
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 4.00% 2055	2,000	2,366
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, BAM insured, 4.00% 2055	2,000	2,366
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2036	2,500	3,182
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2037	1,000	1,270
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2038	1,000	1,267
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2043	3,500	4,351
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2015, 5.50% 2026	750	895
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017, 5.00% 2028	2,000	2,493
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2034	2,500	3,144
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2035	4,000	5,017
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2036	32,480	38,103
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2037	5,000	6,250
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2040	22,030	25,589
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-A, 5.00% 2041	2,485	3,215
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-2, 5.00% 2044 (put 2025)	5,000	5,803

146	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2016, 5.00% 2045	$1,345	$1,616
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017, 5.00% 2046	6,255	7,605
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017, 5.00% 2046 (preref. 2027)	200	251
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	25,220	26,873
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-1, 5.00% 2048	7,415	9,286
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-2, 4.00% 2049	9,015	10,653
Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-MI-2, 4.00% 2036	1,200	1,458
Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-MI-4, 4.00% 2038	23,250	28,061
Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-MI-5, 4.00% 2040	2,285	2,745
Fin. Auth., Hospital Rev. Ref. Bonds (Beaumont Health Credit Group), Series 2016-A, 5.00% 2044	15,010	17,549
Fin. Auth., Hospital Rev. Ref. Bonds (Henry Ford Health System), Series 2016, 5.00% 2031	4,300	5,243
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2019-A, 4.00% 2044	8,450	9,940
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2019-A, 4.00% 2047	3,300	3,868
Fin. Auth., Hospital Rev. Ref. Bonds (MidMichigan Health Credit Group), Series 2014, 5.00% 2039 (preref. 2024)	1,000	1,137
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2024	9,145	9,703
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2027	3,000	3,181
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2029	3,000	3,496
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2031	1,500	1,744
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2033	1,500	1,741
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2034	1,500	1,739
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2045	1,000	1,146
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Fin. Recovery Income Tax Local Project Bonds), Series 2014-F-1, 4.50% 2029	2,150	2,315
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2023	8,000	8,729
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2032	1,500	1,699
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-1, 5.00% 2044 (preref. 2022)	5,050	5,278
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2028	1,415	1,663
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2032	1,355	1,586
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2033	2,565	2,997
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2034	3,000	3,500
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2035	3,000	3,499
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Water Supply System Rev. Ref. Local Project Bonds), Series 2014-D-4, 5.00% 2034	1,425	1,612
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2028	3,000	3,203
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2039	500	528
Counties of Genesee, Lapeer and Sanilac, Karegnondi Water Auth., Water Supply System Bonds (Karegnondi Water Pipeline), Series 2018, 5.00% 2030	1,000	1,256
Counties of Genesee, Lapeer and Sanilac, Karegnondi Water Auth., Water Supply System Bonds (Karegnondi Water Pipeline), Series 2018, 5.00% 2032	1,200	1,498
Counties of Genesee, Lapeer and Sanilac, Karegnondi Water Auth., Water Supply System Bonds (Karegnondi Water Pipeline), Series 2018, 5.00% 2035	1,580	1,965
Great Lakes Water Auth., Sewage Disposal System Rev. Ref. Bonds, Series 2018-B, 5.00% 2028	3,990	5,141
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2045	5,090	6,489
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-A, 5.00% 2045	1,500	1,927
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-A, 5.00% 2049	4,750	6,080
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2049	4,300	5,451
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2029	3,000	3,930
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2034	5,760	6,970
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-D, 5.00% 2036	6,800	8,199
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-B, 5.00% 2046	10,800	12,861
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2027	11,375	13,772

American Funds Tax-Exempt Funds	147

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2031	$4,000	$4,787
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2032	14,000	16,713
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2033	8,000	9,525
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	3,705	3,855
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-5, 2.40% 2047 (put 2023)	4,350	4,508
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-3, 4.00% 2047 (put 2024)	14,000	15,543
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-1, 4.00% 2047 (put 2023)	7,000	7,500
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-4, 5.00% 2047	3,000	3,841
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2012-A, 5.00% 2035	1,000	1,038
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	3,083	3,092
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Mid Apartments Project), Series 2021, 0.40% 2024 (put 2023)	5,465	5,483
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.10% 2031	1,025	1,100
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 3.35% 2034	3,000	3,270
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A, 4.00% 2046	1,275	1,362
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	16,875	18,055
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	4,275	4,606
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	25,795	28,258
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	20,240	22,464
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2049	19,600	21,909
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	5,040	5,596
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-B, 3.75% 2050	5,155	5,708
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-C, 3.00% 2051	5,245	5,744
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	6,220	6,867
County of Kent, Hospital Fin. Auth., Rev. Ref. Bonds (Spectrum Health System), Series 2011-A, 5.00% 2029 (preref. 2021)	2,000	2,028
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2012, 5.625% 2041	505	520
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2037	4,875	6,293
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2038	5,120	6,596
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2044	22,250	28,310
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2048	33,000	41,812
Livonia Public Schools School Dist., School Building and Site G.O. Bonds, Series 2013-I, Assured Guaranty Municipal insured, 5.00% 2038	2,000	2,171
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2034	3,500	4,490
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2035	1,100	1,408
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2036	1,325	1,692
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2038	4,400	5,593
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2044	11,490	14,440
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2048	6,660	8,336
Board of Trustees of Michigan State University, Rev. Ref. Bonds, Series 2019-C, 4.00% 2038	2,980	3,576
Board of Trustees of Michigan State University, Rev. Ref. Bonds, Series 2019-C, 4.00% 2044	2,840	3,367
City of Royal Oak, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (William Beaumont Hospital Obligated Group), Series 2014-D, 5.00% 2030	1,160	1,299
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Exempt Facs. Project), Series 2008-ET-2, 1.45% 2029 (put 2021)	1,925	1,927
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 4.00% 2021	880	888
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 4.00% 2023	750	802
Trunk Line Fund Bonds, Series 2011, 5.00% 2036	2,000	2,027
Regents of the University of Michigan, General Rev. Bonds, Series 2012-E, (SIFMA Municipal Swap Index + 0.27%) 0.30% 2033 (put 2022)[2]	17,875	17,880
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2012-A, 5.00% 2032	2,500	2,659
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2032	1,500	1,934
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2033	1,000	1,286
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2034	2,000	2,566

148	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2035	$4,000	$5,124
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2036	3,500	4,477
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2012-A, 5.00% 2037	7,400	7,870
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2037	5,585	7,127
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2038	3,000	3,821
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-D, 5.00% 2040	14,800	17,498
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2017-A, 5.00% 2042	1,850	2,297
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2043	4,210	5,329
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2014-B, 5.00% 2044	4,870	5,580
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-D, 5.00% 2045	13,010	15,375
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2021-A, 5.00% 2046	6,740	8,914
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2017-A, 5.00% 2047	2,750	3,415
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2010-C, 5.00% 2021	10,940	10,980
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2010-C, 5.00% 2022	2,140	2,148
		952,525

Minnesota 0.47%
City of Duluth, Econ. Dev. Auth., Health Care Facs. Rev. Bonds (Essentia Health Obligated Group), Series 2018-A, 5.00% 2048	3,000	3,643
City of Duluth, Econ. Dev. Auth., Health Care Facs. Rev. Bonds (Essentia Health Obligated Group), Series 2018-A, 5.00% 2058	35,000	42,290
G.O. Bonds, Series 2012-A, 5.00% 2021	2,000	2,000
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	4,800	4,803
Housing Fin. Agcy., Homeownership Fin. Bonds (GNMA and FNMA Pass-Through Program), Series 2012-B, 2.25% 2042	3,164	3,190
Housing Fin. Agcy., Homeownership Fin. Bonds (GNMA and FNMA Pass-Through Program), Series 2015-A, 2.80% 2045	652	685
Housing Fin. Agcy., Homeownership Fin. Bonds (GNMA and FNMA Pass-Through Program), Series 2017-G, 2.65% 2047	15,605	16,393
Housing Fin. Agcy., Homeownership Fin. Bonds (Mortgage-Backed Securities Pass-Through Program), Series 2017-I, 2.80% 2047	5,515	5,822
Housing Fin. Agcy., Homeownership Fin. Bonds (Mortgage-Backed Securities Pass-Through Program), Series 2018-A, 3.30% 2048	1,398	1,482
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-B, 4.00% 2038	240	256
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-B, 3.50% 2046	4,405	4,708
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-B, 4.00% 2047	2,285	2,473
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2016-E, 4.00% 2047	1,325	1,419
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	9,695	10,589
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	2,905	3,181
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2019-B, 4.25% 2049	4,770	5,356
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	4,890	5,408
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	2,080	2,291
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	1,895	2,079
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	3,930	4,342
City of Minneapolis, Health Care System Rev. Bonds (Fairview Health Services), Series 2015-A, 5.00% 2033	2,575	3,016
City of St. Cloud, Health Care Rev. Bonds (CentraCare Health System), Series 2016-A, 5.00% 2028	1,250	1,506

American Funds Tax-Exempt Funds	149

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Minnesota (continued)
City of St. Cloud, Health Care Rev. Bonds (CentraCare Health System), Series 2016-A, 5.00% 2029	$1,000	$1,204
City of St. Cloud, Health Care Rev. Bonds (CentraCare Health System), Series 2019, 5.00% 2048	1,000	1,246
City of St. Paul, Housing and Redev. Auth., Hospital Fac. Rev. Bonds (HealthEast Care System Project), Series 2015-A, 5.00% 2029 (preref. 2025)	745	891
		130,273

Mississippi 0.28%
Business Fin. Corp., Rev. Bonds (Mississippi Power Co. Project), Series 2010, 2.75% 2040 (put 2021)	2,750	2,774
Business Fin. Corp., Rev. Ref. Bonds (System Energy Resources, Inc. Project), Series 2021, 2.375% 2044	4,405	4,459
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2031	1,590	1,872
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2032	1,690	1,990
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2033	1,275	1,502
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2035	1,150	1,354
Dev. Bank, Special Obligation Rev. Ref. Bonds (Harrison County Highway Ref. Project), Series 2013-A, 5.00% 2025	3,000	3,469
Dev. Bank, Special Obligation Rev. Ref. Bonds (Madison County Highway Ref. Project), Series 2013-C, 5.00% 2026	4,000	4,788
G.O. Bonds (Capital Improvement Projects), Series 2011-A, 5.00% 2027 (preref. 2021)	1,000	1,008
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2032	3,000	3,784
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2033	3,600	4,528
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2035	2,000	2,506
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2037	4,000	4,991
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2029	2,500	2,950
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2032	7,500	8,822
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2034	12,960	15,196
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	3,655	3,656
Home Corp., Single Family Mortgage Rev. Bonds, Series 2017-D, 4.00% 2043	540	582
Home Corp., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2048	2,230	2,460
Home Corp., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2051	5,105	5,648
County of Warren, Gulf Opportunity Zone Rev. Ref. Bonds (International Paper Co. Project), Series 2018, 2.90% 2032 (put 2023)	750	791
		79,130

Missouri 1.01%
Cities of Brentwood and Maplewood, Hanley Road Corridor Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020, 1.625% 2033	725	720
Cities of Brentwood and Maplewood, Hanley Road Corridor Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020, 2.00% 2039	800	796
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2037	3,000	3,715
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2039	3,700	4,543
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2040	2,300	2,818
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2046	5,000	6,030
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Children’s Mercy Hospital), Series 2017-A, 4.00% 2042	7,575	8,464
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Cox Health Project), Series 2015-A, 5.00% 2034	3,200	3,667
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Cox Health Project), Series 2013-A, 5.00% 2038	2,000	2,178
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Cox Health Project), Series 2015-A, 5.00% 2039	4,000	4,580
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Mosaic Health System), Series 2019-A, 5.00% 2022	600	616
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Saint Luke’s Health System, Inc.), Series 2018-A, 5.00% 2043	2,000	2,470
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Saint Luke’s Health System, Inc.), Series 2020, 4.00% 2050	2,500	2,941
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2014-A, 5.00% 2027	1,000	1,131
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-C, 5.00% 2036 (put 2023)	17,000	18,057
Health and Educational Facs. Auth., Health Facs. Rev. Ref. Bonds (St. Anthony’s Medical Center), Series 2015-B, 5.00% 2045	3,750	4,248

150	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2016-B, 5.00% 2030	$220	$257
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 5.00% 2042	1,125	1,401
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-A, 5.00% 2042	500	561
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 4.00% 2048	18,000	20,534
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 5.00% 2048	2,000	2,455
Health and Educational Facs. Auth., Senior Living Facs. Rev. Ref. Bonds (Lutheran Senior Services), Series 2016-A, 5.00% 2028	415	488
Health and Educational Facs. Auth., Senior Living Facs. Rev. Ref. Bonds (Lutheran Senior Services), Series 2016-A, 5.00% 2029	1,000	1,172
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2015-C, 4.00% 2036	2,700	2,872
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-A-2, 4.00% 2040	8,695	9,283
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	1,795	1,893
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-B, 3.25% 2047	5,938	6,364
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-C, 3.30% 2047	4,753	5,115
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-D, 4.00% 2047	3,190	3,473
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-A, 4.25% 2047	4,485	5,018
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2018-A, 4.25% 2049	2,350	2,609
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-C, 3.50% 2050	3,785	4,215
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	2,315	2,559
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-C, 3.875% 2050	11,130	12,416
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-B, 4.00% 2050	3,895	4,342
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-B, 3.00% 2052	8,045	8,876
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	1,750	1,927
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-A, 3.75% 2038	410	436
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-B, 4.00% 2040	405	427
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-A, 4.00% 2041	150	157
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-2, 4.00% 2045	3,925	4,214
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2040	1,815	2,328
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2049	1,000	1,254
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2017-A, Assured Guaranty Municipal insured, 5.25% 2025	5,000	5,957
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2026	5,465	6,546
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2027	6,445	8,291
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2028	5,080	6,713

American Funds Tax-Exempt Funds	151

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2029	$1,000	$1,247
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2029	8,125	10,990
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	1,250	1,554
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2030	14,270	19,713
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2031	2,155	2,791
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2031	12,255	17,310
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2032	3,000	3,874
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2033	2,400	3,090
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2034	1,750	2,247
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2012, 6.125% 2042	1,120	1,157
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2017, 5.00% 2048	1,200	1,373
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.25% 2053	11,250	12,823
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.00% 2035	1,000	1,115
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.125% 2045	1,050	1,163
County of St. Louis, Transportation Dev. Dist., Transportation Rev. Bonds (Missouri Bottom Road/Taussig Road), Series 2002, 7.20% 2033[4]	5,500	1,870
		283,444

Montana 0.12%
Fin. Auth., Rev. Bonds (Billings Clinic Obligated Group), Series 2018-C, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2037 (put 2023)[2]	13,055	13,073
City of Forsyth, Pollution Control Rev. Ref. Bonds (Portland General Electric Co. Projects), Series 1998-A, 2.125% 2033	1,000	1,059
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 2.75% 2040	920	980
Board of Housing, Single Family Mortgage Bonds, Series 2018-B, 4.00% 2043	2,680	2,919
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	2,250	2,394
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	2,140	2,373
Board of Housing, Single Family Mortgage Bonds, Series 2020-A-1, 3.50% 2050	4,220	4,664
Board of Housing, Single Family Mortgage Bonds, Series 2021-A-1, 3.00% 2051	6,510	7,159
		34,621

Nebraska 0.35%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.25% 2037	11,275	11,883
Central Plains Energy Project, Gas Supply Rev. Ref. Bonds, Series 2019, 4.00% 2049 (put 2025)	3,650	4,139
County of Douglas, Hospital Auth. No. 2 (Children’s Hospital Obligated Group), Health Facs. Rev. and Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	1,000	1,180
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2045	4,340	5,002
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2048	2,300	2,641
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-A, 3.00% 2043	160	162
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-E, 3.00% 2043	5	5
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	235	248
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-A, 3.50% 2045	2,570	2,717
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	2,050	2,134
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-A, 3.50% 2046	4,770	5,070
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	3,285	3,516
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	210	213
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	7,460	8,157
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	4,920	5,397
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	9,495	10,502

152	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nebraska (continued)
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-A, 3.50% 2050	$3,765	$4,174
Omaha Public Power Dist., Electric System Rev. Bonds, Series 2017-A, 5.00% 2030	1,000	1,268
Omaha Public Power Dist., Electric System Rev. Bonds, Series 2017-A, 5.00% 2042	15,000	18,611
University of Nebraska Facs. Corp., University Facs. Program Bonds, Series 2021-A, 4.00% 2062	8,000	9,576
		96,595

Nevada 1.23%
Clark County School Dist., Limited Tax G.O. Building and Rev. Ref. Bonds, Series 2017-C, 5.00% 2028	3,105	3,933
Clark County School Dist., Limited Tax G.O. Building and Rev. Ref. Bonds, Series 2017-C, 5.00% 2034	3,615	4,461
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, Assured Guaranty Municipal insured, 3.00% 2024	575	621
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2021-A, 3.00% 2035	11,525	12,774
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 5.00% 2035	1,000	1,313
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2021-A, 3.00% 2036	11,870	13,090
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 4.00% 2039	1,950	2,347
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 4.00% 2040	725	871
County of Clark, Airport System Rev. Bonds (McCarran International Airport), Series 2019-B, 5.00% 2033	9,655	12,558
County of Clark, Airport System Rev. Bonds (McCarran International Airport), Series 2019-B, 5.00% 2041	9,700	12,396
County of Clark, Airport System Rev. Ref. Bonds, Series 2019-D, 5.00% 2022	6,170	6,447
County of Clark, Airport System Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2040	4,000	4,976
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2019-A, 5.00% 2023	3,000	3,281
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2019-A, 5.00% 2024	1,750	1,996
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2033	2,050	2,785
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2034	8,725	11,800
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2035	7,000	9,442
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2036	2,400	3,225
County of Clark, Highway Rev. Ref. Bonds (Motor Vehicle Fuel Tax), Series 2011, 5.00% 2022	7,330	7,658
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2015-C, 5.00% 2022	2,125	2,220
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2015-C, 5.00% 2026	1,000	1,224
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2015-C, 5.00% 2027	1,000	1,259
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	5,780	6,034
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2030	1,500	1,970
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2032	1,000	1,305
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2012-B, 5.00% 2033	1,885	1,968
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2033	1,000	1,301
County of Clark, Limited Tax G.O. Crossover Rev. Ref. Bonds (Las Vegas Convention and Visitors Auth.), Series 2017-C, 5.00% 2027	3,545	4,462
County of Clark, Limited Tax G.O. Crossover Rev. Ref. Bonds (Las Vegas Convention and Visitors Auth.), Series 2017-C, 5.00% 2029	7,230	9,067
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2032	3,500	4,413
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2033	4,250	5,344
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2034	6,500	8,153
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2035	5,250	6,575
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2036	7,350	9,189
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2048	22,000	26,996
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	2,075	2,076
Housing Division, Single Family Mortgage Rev. Ref. Bonds, Series 2021-A, 3.00% 2051	3,500	3,868
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2040	1,000	1,143
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2045	1,225	1,387
City of Las Vegas, Sales Tax Increment Rev. Bonds, Series 2016, 3.50% 2025[1]	775	775
Las Vegas Convention and Visitors Auth., Convention Center Expansion Rev. Bonds, Series 2018-B, 5.00% 2043	11,250	13,759
Las Vegas Convention and Visitors Auth., Rev. Bonds, Series 2019-B, 5.00% 2022	250	260
Las Vegas Convention and Visitors Auth., Rev. Bonds, Series 2019-B, 5.00% 2023	600	651

American Funds Tax-Exempt Funds	153

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
Las Vegas Convention and Visitors Auth., Rev. Bonds, Series 2019-B, 5.00% 2024	$425	$478
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2032	2,000	2,079
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2037	3,500	3,634
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2042	1,000	1,037
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	1,600	1,935
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2032	1,115	1,347
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2033	2,500	3,015
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	3,500	4,213
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2035	2,000	2,406
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2017-A, 4.00% 2038	6,200	7,102
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2041	22,900	27,327
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2046	25,735	30,536
City of North Las Vegas, Special Improvement Dist. No. 60 (Aliante), Local Improvement Rev. Ref. Bonds, Series 2016, 2.25% 2022	825	848
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,204
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,197
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	1,000	1,185
City of Sparks, Nevada Tourism Improvement Dist. No. 1 (Legends at Sparks Marina), Sales Tax Anticipation Rev. Ref. Bonds, Series 2019-A, 2.50% 2024[1]	3,270	3,334
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2022	2,685	2,806
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2023	2,000	2,187
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2024	2,000	2,280
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2028	4,000	5,033
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2029	1,000	1,254
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2030	1,000	1,249
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	1,500	1,534
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	3,500	4,510
		345,103

New Hampshire 0.43%
Health and Education Facs. Auth., Healthcare System Rev. Bonds (Covenant Health Systems Obligated Group Issue), Series 2007-A, 5.25% 2024	1,470	1,475
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2031	1,250	1,498
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2035 (preref. 2024)	1,735	1,937
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2042 (preref. 2024)	2,750	3,069
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2047 (preref. 2024)	5,500	6,139
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire), Series 2015, 5.00% 2032	2,565	3,014
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire), Series 2015, 5.00% 2033	3,740	4,391
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	65,984	80,305
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-B, 4.625% 2042[1]	8,000	8,440

154	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Hampshire (continued)
National Fin. Auth., Rev. Bonds (The Lawrenceville School Project), Series 2021-A, 4.00% 2051	$3,855	$4,611
National Fin. Auth., Senior Living Rev. Ref. Bonds (Springpoint Senior Living, Inc.), Series 2021, 4.00% 2041	750	838
National Fin. Auth., Senior Living Rev. Ref. Bonds (Springpoint Senior Living, Inc.), Series 2021, 4.00% 2051	3,000	3,332
		119,049

New Jersey 1.64%
Atlantic City, Tax Appeal Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2037	750	905
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Bonds (Cooper Health System Obligated Group Issue), Series 2013-A, 5.75% 2042	1,335	1,429
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2027	1,500	1,665
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2032	1,000	1,103
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2034	1,000	1,101
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2028	2,690	3,014
Econ. Dev. Auth., Motor Vehicle Surcharges Rev. Bonds (Special Needs Housing Program), Capital Appreciation Bonds, Series 2007-B, XLCA insured, 0% 2026	2,085	1,993
Econ. Dev. Auth., Rev. Bonds (Provident Group - Kean Properties LLC - Kean University Student Housing Project), Series 2017-A, 5.00% 2050	590	635
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2028	950	1,177
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	1,500	1,837
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,223
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2037	3,250	3,928
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2042	4,500	5,430
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Rowan Properties LLC - Rowan University Student Housing Project), Series 2015-A, 5.00% 2048	4,000	4,235
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-FFF, 5.00% 2024	1,000	1,132
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-FFF, 5.00% 2026	5,000	6,033
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2027	1,000	1,238
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2029	2,000	2,449
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2016-BBB, 5.50% 2030	1,000	1,241
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2031	1,500	1,824
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2032	1,000	1,217
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2033	1,500	1,823
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2038	2,000	2,507
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2043	3,500	4,358
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2015-XX, 5.00% 2025	8,500	9,953
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2014-PP, 5.00% 2027	1,525	1,724
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2013-I, (SIFMA Municipal Swap Index + 1.60%) 1.62% 2028[2]	5,000	5,076
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 5.00% 2044	3,000	3,755
Econ. Dev. Auth., Transportation Project Sublease Rev. Bonds (New Jersey Transit Corp. Projects), Series 2017-A, 5.00% 2027	1,185	1,481
Econ. Dev. Auth., Transportation Project Sublease Rev. Ref. Bonds (New Jersey Transit Corp. Projects), Series 2017-B, 5.00% 2024	1,550	1,776
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2033	1,500	1,836
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2034	3,540	4,322
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Stockton University Issue), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	1,125	1,359
Educational Facs. Auth., Rev. Bonds (Stevens Institute of Technology Issue), Series 2017-A, 5.00% 2030	2,555	3,125
Educational Facs. Auth., Rev. Bonds (Stevens Institute of Technology Issue), Series 2017-A, 5.00% 2031	2,740	3,338
Educational Facs. Auth., Rev. Green Bonds (Stevens Institute of Technology Issue), Series 2020-A, 5.00% 2045	3,500	4,416

American Funds Tax-Exempt Funds	155

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Educational Facs. Auth., Rev. Ref. Bonds (Kean University Issue), Series 2015-H, Assured Guaranty Municipal insured, 5.00% 2027	$1,865	$2,180
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 4.00% 2043	2,000	2,288
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2025	1,000	1,166
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2026	1,000	1,201
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2030	500	589
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2031	1,000	1,218
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2032	1,310	1,594
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2033	1,670	2,029
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2031	500	593
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2035	500	589
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2035	1,000	1,199
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2036	1,000	1,196
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2037	1,000	1,193
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2038	1,250	1,488
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2044	3,000	3,517
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Barnabas Health Issue), Series 2012-A, 5.00% 2025	1,000	1,044
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2032	1,000	1,232
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2035	1,250	1,535
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2037	1,000	1,224
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2039	2,500	3,061
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2057	1,000	1,221
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 5.00% 2031	6,830	8,324
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 5.00% 2033	7,000	8,516
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 5.00% 2043	6,150	7,359
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2011, 6.00% 2026	1,100	1,103
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2019-A, 2.375% 2029	3,925	4,130
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Riverside Senior Apartments Project), Series 2019-D, 1.35% 2022 (put 2022)	2,875	2,901
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	29,885	33,642
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	18,590	21,072
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-E, 3.50% 2051	12,370	13,796
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-H, 3.00% 2052	16,825	18,798
Rutgers State University, G.O. Rev. Ref. Bonds, Series 2009-F, 5.00% 2028	7,000	7,600
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	70	74
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2030	1,010	1,141
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2039	4,750	5,301
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2024	4,220	4,778
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2025	3,330	3,911
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-B, 3.20% 2027	2,750	2,819
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2029	1,575	2,008
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2030	5,000	6,331
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2032	7,000	8,800
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2033	5,000	6,267
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.25% 2046	3,600	4,436
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2022	1,500	1,563
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2024	2,000	2,266
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2030	3,500	4,153

156	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-AA, 5.00% 2037	$1,000	$1,256
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-BB, 5.00% 2044	1,000	1,243
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2045	1,425	1,689
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 5.00% 2045	2,310	2,945
Transportation Trust Fund Auth., Transportation System Bonds, Series 2005-B, National insured, 5.50% 2021	13,325	13,584
Transportation Trust Fund Auth., Transportation System Bonds, Series 2006-A, Assured Guaranty Municipal insured, 5.50% 2023	10,000	11,245
Transportation Trust Fund Auth., Transportation System Bonds, Series 2006-A, Assured Guaranty Municipal insured, 5.50% 2023	1,450	1,630
Transportation Trust Fund Auth., Transportation System Bonds, Series 2004-A, FGIC-National insured, 5.75% 2025	5,555	6,697
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2026	2,000	2,447
Transportation Trust Fund Auth., Transportation System Bonds, Series 2018-A, 5.00% 2030	1,590	2,012
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2039	1,000	1,266
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-AA, 5.00% 2046	2,500	3,099
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, 0% 2025	5,230	5,029
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2026	3,500	3,307
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, National insured, 0% 2027	10,540	9,755
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2027	3,785	3,536
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, National insured, 0% 2031	9,000	7,531
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, Assured Guaranty Municipal insured, 0% 2033	5,300	4,288
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, Assured Guaranty Municipal insured, 0% 2034	16,880	13,309
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2008-A, 0% 2037	6,090	4,255
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, BAM Insured, 0% 2038	9,965	7,050
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, 0% 2039	1,500	985
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2040	29,800	18,956
Transportation Trust Fund Auth., Transportation System Rev. Ref. Bonds, Series 2006-A, 5.25% 2021	10,030	10,216
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	4,175	5,055
Turnpike Auth., Turnpike Rev. Bonds, Series 2017-C-6, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2030 (put 2023)[2]	10,000	10,042
		460,531

New Mexico 0.34%
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-C, 1.15% 2040 (put 2024)	12,000	12,253
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	1,750	1,787
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2017-A, 4.00% 2035	2,900	3,351
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2017-A, 4.00% 2037	4,000	4,603
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2012-A, 5.00% 2042	4,010	4,207
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-A, 5.00% 2044	5,860	7,462
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2015-A, 5.00% 2044	3,000	3,462
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2017-A, 5.00% 2046	5,000	6,137
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-B, 5.00% 2049 (put 2025)	5,000	5,884

American Funds Tax-Exempt Funds	157

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Mexico (continued)
Hospital Equipment Loan Council, Rev. Ref. Bonds (Haverland Charter Lifestyle Group), Series 2012, 5.00% 2032	$1,415	$1,461
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2010-A, Class I, 4.625% 2025	40	40
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2017-B-1, Class I, 3.75% 2048	2,710	2,966
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-B-1, Class I, 4.00% 2049	6,505	7,168
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-A-1, Class I, 4.00% 2049	3,745	4,145
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-C, Class I, 4.00% 2049	1,910	2,108
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-F-1, Class I, 3.50% 2050	6,655	7,346
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-D, Class I, 3.75% 2050	4,945	5,478
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	1,235	1,375
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050	1,140	1,275
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2020-A, Class I, 3.50% 2051	4,190	4,635
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-A, Class I, 3.00% 2052	4,840	5,341
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	1,965	2,175
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-B, 2.25% 2024	600	602
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-B-1, 2.625% 2025	1,000	1,005
		96,266

New York 11.99%
Town of Amherst, Dev. Corp., Student Housing Fac. Rev. Ref. Bonds (UBF Faculty-Student Housing Corp. - Greiner and Hadley Rev. Ref. Projects at SUNY Buffalo), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	1,460	1,816
Town of Amherst, Dev. Corp., Student Housing Fac. Rev. Ref. Bonds (UBF Faculty-Student Housing Corp. - Greiner and Hadley Rev. Ref. Projects at SUNY Buffalo), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2031	1,055	1,305
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2022	1,460	1,526
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	2,670	3,245
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	5,975	7,354
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	8,085	9,883
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	5,840	7,055
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2032	1,035	1,146
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2033	1,085	1,199
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2034	1,000	1,104
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2042	61,760	72,712
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 3.00% 2043	4,260	4,385
County of Broome, Local Dev. Corp., Rev. Bonds (United Health Services Hospitals, Inc. Project), Series 2020, 4.00% 2050	750	874
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2040	1,500	1,734
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2037	925	678
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2038	1,390	992
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2039	2,300	1,594
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2046	3,450	1,950
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2054	24,390	11,001
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, BAM insured, 0% 2054	1,965	907
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2055	14,665	6,437

158	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, 0% 2055	$3,045	$1,292
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2056	3,500	1,516
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2043	750	872
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2031	1,000	1,163
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2033	7,500	8,716
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2040	500	576
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2018-A, 5.00% 2030	1,000	1,252
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2031	1,255	1,511
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2032	2,250	2,703
Dormitory Auth., Rev. Bonds (New York University), Series 2018-A, 5.00% 2031	1,000	1,279
Dormitory Auth., Rev. Bonds (New York University), Series 2018-A, 5.00% 2036	1,500	1,909
Dormitory Auth., Rev. Bonds (New York University), Series 2018-A, 5.00% 2038	2,000	2,542
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2014, 5.00% 2036	650	730
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2031[1]	500	578
Dormitory Auth., Rev. Bonds (School Dis. Rev. Bond Fncg. Program), Series 2016-E, BAM insured, 5.00% 2026	1,000	1,204
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2038	1,070	1,258
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2043	1,200	1,397
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2049	2,625	3,033
Dormitory Auth., State Personal Income Tax Rev. Bonds (Education), Series 2014-C, FHA insured, 5.00% 2024 (escrowed to maturity)	5,510	6,214
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2021	500	503
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2027	1,400	1,748
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2030	2,500	2,799
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2032	1,500	1,852
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2015-A, 5.00% 2034	4,390	5,100
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2035	17,005	21,329
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2036	2,000	2,568
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2037	5,695	6,981
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2037	1,685	2,155
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2038	6,000	7,212
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2038	4,695	5,741
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2039	1,775	2,129
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2039	1,000	1,211
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2040	12,475	14,932
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2040	6,135	7,791
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2018-A, 5.00% 2040	2,000	2,525
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2041	43,585	47,955
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2041	8,000	10,138
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2042	14,930	16,356
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2042	6,860	8,674
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2043	20,000	23,999
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2043	15,100	19,063
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2044	10,000	12,603
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2045	14,180	16,940
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2046	1,300	1,634
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2047	77,785	91,876
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2047	11,000	13,119
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2047	15,500	19,480
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2048	5,000	5,958
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2049	20,075	23,668
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2017-B, 5.00% 2033	4,000	4,953
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2034	10,000	12,663
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2038	3,690	4,131
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2040	1,035	1,302
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2045	1,480	1,850
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2048	1,200	1,519
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 4.00% 2041	1,250	1,409
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 5.00% 2046	1,925	2,289
County of Erie, Industrial Dev. Agcy., School Fac. Rev. Ref. Bonds (City School Dist. of the City of Buffalo Project), Series 2012-A, 5.00% 2025	1,000	1,036

American Funds Tax-Exempt Funds	159

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
County of Erie, Industrial Dev. Agcy., School Fac. Rev. Ref. Bonds (City School Dist. of the City of Buffalo Project), Series 2013-A, 5.00% 2026	$6,000	$6,496
County of Erie, Industrial Dev. Agcy., School Fac. Rev. Ref. Bonds (City School Dist. of the City of Buffalo Project), Series 2013-A, 5.00% 2027	3,000	3,247
Housing Fin. Agcy., 15 Hudson Yards Housing Rev. Bonds, Series 2020-A, 1.65% 2039	7,197	7,181
Housing Fin. Agcy., Affordable Housing Rev. Bonds, Series 2017-M, 3.65% 2042	1,250	1,349
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-I, 1.75% 2024	1,900	1,915
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-J, 0.75% 2025	5,000	5,021
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-2, 0.75% 2025	1,500	1,503
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 1.10% 2026	1,000	1,006
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-1, 1.65% 2030	1,135	1,157
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 2.60% 2034	2,260	2,384
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 2.00% 2035	1,060	1,070
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-1, 2.10% 2035	5,900	6,021
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-1, 2.10% 2035	4,100	4,184
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2017-D, 3.95% 2037	1,000	1,093
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)	3,140	3,149
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.25% 2047	5,530	5,550
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.75% 2047	3,075	3,088
Town of Huntington, Local Dev. Corp. Rev. Bonds (Gurwin Independent Housing, Inc. / Fountaingate Gardens Project), Series 2021-C, 3.00% 2025	1,725	1,806
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (4 World Trade Center Project), Series 2011, 5.00% 2031	3,500	3,547
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (4 World Trade Center Project), Series 2011, 5.00% 2044	4,000	4,050
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (7 World Trade Center Project), Series 2012, 5.00% 2043	4,000	4,111
Long Island Power Auth., Electric System General Rev. Bonds, Series 2021, 1.00% 2025	22,320	22,616
Long Island Power Auth., Electric System General Rev. Bonds, Series 2003-C, CIFG insured, 5.25% 2029	4,000	5,309
Long Island Power Auth., Electric System General Rev. Bonds, Series 2016-B, 5.00% 2032	6,000	7,279
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	47,600	47,758
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	18,500	18,562
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2034	5,000	6,430
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-A, 5.00% 2034	1,500	1,702
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2035	1,200	1,598
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2036	1,500	1,990
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2037	2,000	2,553
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2037	1,000	1,324
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2038	1,450	1,912
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2038	1,000	1,273
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-A, 5.00% 2039	3,995	4,518
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2039	2,465	3,134
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042	2,410	2,533
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042 (preref. 2022)	1,190	1,253
Metropolitan Transportation Auth., Dedicated Tax Fund Green Bonds, Series 2016-B-1, 5.00% 2036	5,000	6,009
Metropolitan Transportation Auth., Hudson Rail Yards Trust Obligations, Series 2016-A, 5.00% 2051	7,500	7,588
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2003-B, FGIC-National insured, 5.25% 2021	5,000	5,072
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2024	410	471
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-C-1, 5.00% 2035	6,000	7,000
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2035	1,625	1,865
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2011-D, 5.00% 2036 (preref. 2021)	6,900	6,997
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2036	2,830	3,247
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2040	1,000	1,144
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-A-3, (SIFMA Municipal Swap Index + 0.50%) 0.52% 2042 (put 2022)[2]	7,500	7,490
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2017-D, 4.00% 2042	13,360	15,429
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2044 (put 2022)[2]	7,500	7,468
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-B, 5.00% 2044	11,000	12,117
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2045	24,145	27,533
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	8,450	11,127
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-1, 5.00% 2027	1,065	1,277
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2017-A-1, 5.00% 2032	1,500	1,826
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-1, 5.00% 2043	3,000	3,839

160	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-C, Assured Guaranty Municipal insured, 4.00% 2045	$3,550	$4,203
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 4.75% 2045	12,900	15,940
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2021-A-1, 4.00% 2046	19,730	23,269
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2047	10,500	12,285
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2048	2,225	2,601
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-3, 4.00% 2049	22,760	26,551
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-B, 4.00% 2050	7,525	8,677
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.00% 2050	12,925	16,192
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-B, 5.00% 2052	3,930	4,846
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-A-1, BAM insured, 4.00% 2053	12,320	14,481
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.25% 2055	3,700	4,671
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-1, 5.25% 2056	2,500	2,950
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2011-C, 5.00% 2023	3,405	3,451
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2011-C, 5.00% 2023 (preref. 2021)	1,595	1,617
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-D, 5.00% 2024	8,000	8,481
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-C-1, 5.00% 2026	4,535	5,384
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-F, 5.00% 2027	2,230	2,641
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-C-1, 5.00% 2027	2,145	2,540
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-D, 5.00% 2027	1,510	1,842
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2014-A-2, 5.00% 2028 (preref. 2023)	3,000	3,337
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-D, 5.00% 2029	7,000	7,387
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-F, 5.00% 2030	10,000	10,552
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-D, 5.00% 2030	2,720	3,276
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-1, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	5,000	5,037
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	4,215	4,246
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-D, 5.00% 2032	3,105	3,276
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2017-D, 5.00% 2033	2,225	2,784
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2017-D, 5.00% 2035	4,885	6,085
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-B, 4.00% 2036	1,010	1,148
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2017-D, 4.00% 2046	3,975	4,565
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2024	4,330	4,977
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2025	4,500	5,349
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2026	10,000	12,256
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2026	1,000	1,225
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2028	8,695	11,078
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2029	2,805	3,529
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2030	1,000	1,256
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2030	1,000	1,223
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2031	1,000	1,254
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2032	2,920	3,858
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2033	1,000	1,251
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2034	2,500	2,939
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2034	2,335	2,915
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2035	5,000	5,865
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2036	3,000	3,511
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2038	1,000	1,164
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 4.00% 2045	2,090	2,452
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2019-A-2, 5.00% 2045	25,000	30,958
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2027	1,500	1,389
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2029	3,490	3,069
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2032	5,000	4,051
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Rochester General Hospital Project), Series 2020-A, 5.00% 2026	1,000	1,223
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 205, 4.00% 2040	1,385	1,496
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 48, 2.625% 2041	95	97
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	3,410	3,622
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	12,975	14,287

American Funds Tax-Exempt Funds	161

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	$5,190	$5,471
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	4,475	4,765
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 54, 4.00% 2047	9,340	10,053
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 208, 4.00% 2048	20,555	22,241
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 223, 3.50% 2049	2,985	3,204
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 227, 3.25% 2050	8,000	8,823
County of Nassau, G.O. General Improvement Bonds, Series 2016-B, 5.00% 2023	510	563
County of Nassau, G.O. General Improvement Bonds, Series 2017-B, 5.00% 2030	2,760	3,401
County of Nassau, G.O. General Improvement Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2035	2,250	2,829
County of Nassau, G.O. General Improvement Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2042	2,000	2,484
New York City G.O. Bonds, Series 2016-C, 5.00% 2021 (escrowed to maturity)	2,065	2,065
New York City G.O. Bonds, Series 2016-C, 5.00% 2021	1,435	1,435
New York City G.O. Bonds, Series 2013-H, 5.00% 2023	2,625	2,882
New York City G.O. Bonds, Series 2014-G, 5.00% 2023	2,500	2,745
New York City G.O. Bonds, Series 2012-G, 5.00% 2023 (preref. 2022)	1,045	1,079
New York City G.O. Bonds, Series 2013-J, 5.00% 2023	550	604
New York City G.O. Bonds, Series 2015-A, 5.00% 2024	5,500	6,295
New York City G.O. Bonds, Series 2018-A, 5.00% 2026	9,000	11,052
New York City G.O. Bonds, Series 2016-A, 5.00% 2026	8,000	9,496
New York City G.O. Bonds, Series 2017-C, 5.00% 2026	5,000	6,140
New York City G.O. Bonds, Series 2008-J-9, 5.00% 2026	2,800	3,438
New York City G.O. Bonds, Series 2018-C, 5.00% 2026	1,500	1,842
New York City G.O. Bonds, Series 2018-A, 5.00% 2027	1,500	1,894
New York City G.O. Bonds, Series 2017-C, 5.00% 2028	2,200	2,729
New York City G.O. Bonds, Series 2018-A, 5.00% 2028	2,000	2,524
New York City G.O. Bonds, Series 2015-C, 5.00% 2028	1,000	1,161
New York City G.O. Bonds, Series 2018-C, 5.00% 2029	4,800	6,113
New York City G.O. Bonds, Series 2015-C, 5.00% 2030	10,000	11,580
New York City G.O. Bonds, Series 2018-C, 5.00% 2030	8,075	10,240
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2030	3,460	4,672
New York City G.O. Bonds, Series 2015-D, 5.00% 2030	2,560	2,965
New York City G.O. Bonds, Series 2014-J, 5.00% 2030	2,000	2,276
New York City G.O. Bonds, Series 2017-A-1, 5.00% 2030	815	993
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2031	5,000	6,740
New York City G.O. Bonds, Series 2018-C, 5.00% 2031	3,620	4,570
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2031	2,000	2,696
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2032	6,365	8,504
New York City G.O. Bonds, Series 2015-C, 5.00% 2032	3,500	4,049
New York City G.O. Bonds, Series 2018-E-1, 5.00% 2032	2,575	3,253
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2032	2,000	2,687
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2032	1,500	1,844
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2033	2,000	2,676
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2033	1,130	1,475
New York City G.O. Bonds, Series 2019-E, 5.00% 2033	1,000	1,284
New York City G.O. Bonds, Series 2015-C, 5.00% 2033	1,000	1,156
New York City G.O. Bonds, Series 2019-E, 5.00% 2034	2,250	2,880
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2034	2,000	2,665
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2034	1,000	1,227
New York City G.O. Bonds, Series 2018-B-1, 5.00% 2035	2,950	3,668
New York City G.O. Bonds, Series 2006-J-2, Assured Guaranty Municipal insured, 0.18% 2036[2]	2,625	2,625
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2036	8,750	11,347
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2036	4,000	5,262
New York City G.O. Bonds, Series 2021-C, 4.00% 2037	2,620	3,193
New York City G.O. Bonds, Series 2018-E-1, 5.00% 2037	6,345	7,896
New York City G.O. Bonds, Series 2019-D-1, 5.00% 2037	5,000	6,356
New York City G.O. Bonds, Series 2013-F-1, 5.00% 2037 (preref. 2023)	2,970	3,202
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2037	2,500	3,058
New York City G.O. Bonds, Series 2018-F-1, 5.00% 2037	2,000	2,495
New York City G.O. Bonds, Series 2017-A-1, 5.00% 2037	2,000	2,423
New York City G.O. Bonds, Series 2013-F-1, 5.00% 2037	30	32
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2038	7,500	9,701

162	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2038	$7,500	$9,680
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2038	1,500	1,834
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2039	2,000	2,394
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2039	8,840	11,408
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2039	6,810	8,770
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2040	2,500	2,995
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2040	7,000	9,017
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2041	8,000	9,652
New York City G.O. Bonds, Series 2020-A-1, 5.00% 2041	12,400	15,860
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2041	1,500	1,831
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2042	7,605	9,072
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2042	6,000	7,678
New York City G.O. Bonds, Series 2017-B-1, 4.00% 2043	1,835	2,136
New York City G.O. Bonds, Series 2020-A-1, 5.00% 2043	10,000	12,722
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2043	5,000	6,383
New York City G.O. Bonds, Series 2021-F-1, 5.00% 2043	4,430	5,799
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2043	2,000	2,559
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2044	5,000	5,937
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	1,535	1,799
New York City G.O. Bonds, Series 2021-F-1, 4.00% 2047	1,755	2,107
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2050	38,370	45,262
New York City Health and Hospitals Corp., Health System Bonds, Series 2013-A, 5.00% 2022	1,125	1,154
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2029	4,245	5,537
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2030	2,710	3,612
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	5,260	5,344
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	4,980	5,012
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-1, 2.10% 2035	5,000	5,084
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-C-1, 3.55% 2042	8,000	8,554
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-A-1-A, 3.85% 2042	2,000	2,178
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	8,725	9,021
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-G-2-A, 2.00% 2057 (put 2021)	645	648
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	7,550	7,592
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	5,615	5,649
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-1, 2.10% 2036	6,000	6,092
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	6,715	6,746
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,267
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,297
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,325
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2031	1,125	1,520
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2032	500	624
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2033	500	563
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2046	7,125	7,690
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2034	3,150	3,524
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	9,800	11,574

American Funds Tax-Exempt Funds	163

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	$2,000	$2,306
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-CC-3, 5.00% 2032	10,000	13,798
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-EE, 5.00% 2033	4,560	5,667
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-EE, 5.00% 2037	3,000	3,712
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-EE, 5.00% 2040	5,000	6,255
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-2, 4.00% 2042	19,910	24,097
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-EE, 4.00% 2042	20,000	23,996
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-DD-3, 4.00% 2042	13,750	16,497
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-2, 4.00% 2042	3,335	4,036
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-BB-1, 5.00% 2046	12,670	15,527
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-DD, 5.00% 2047	6,000	7,354
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2013-BB, 5.00% 2047	5,000	5,335
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-CC-1, 5.00% 2048	8,000	9,814
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-DD-1, 5.00% 2048	1,500	1,868
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2019-DD-1, 5.00% 2049	9,000	11,380
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-DD-1, 4.00% 2050	17,800	21,129
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 4.00% 2050	9,735	11,556
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-1, 4.00% 2050	3,930	4,703
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-1, 4.00% 2050	2,250	2,693
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 5.00% 2050	16,310	20,959
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA, 5.00% 2050	3,000	3,900
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-CC-3, 4.00% 2051	3,500	4,201
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-CC-3, 5.00% 2051	25,000	32,765
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2016-S-1, 5.00% 2029	5,000	5,977
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2012-S-1-A, 5.00% 2032	6,400	6,418
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2013-S-1, 5.00% 2033	1,825	1,909
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-3, 5.00% 2037	10,000	12,685
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2034	4,000	5,097
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-3, 5.00% 2035	5,000	6,363
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-2, 5.00% 2034	4,000	5,097
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-1, 5.00% 2035	3,295	4,111
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2035	3,000	3,743
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2022-S-1-A, 4.00% 2037	9,000	11,164
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-1, 4.00% 2037	5,135	6,086
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2037	19,250	24,418
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-3, 5.00% 2038	4,000	5,068
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-3, 5.00% 2033	4,320	5,516
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2022-S-1-A, 4.00% 2040	2,000	2,459
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-1, 5.00% 2043	10,000	12,594
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-C, 5.00% 2027	5,000	5,876

164	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-F-1, 5.00% 2028	$1,500	$1,608
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-1, 5.00% 2031	5,000	5,801
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-C, 5.00% 2031	3,750	4,644
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 5.00% 2032	3,890	5,272
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-B-1, 5.00% 2033	10,000	12,470
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-1, 5.00% 2034	8,000	9,422
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2034	5,000	6,708
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-C-1, 5.00% 2034	5,000	6,472
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-F-1, 5.00% 2034	5,000	6,174
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 5.00% 2034	1,175	1,542
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2035	5,170	6,403
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-A-2, 5.00% 2035	10,000	12,441
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2035	6,000	7,646
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-1, 5.00% 2035	5,000	6,371
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-F-1, 5.00% 2035	5,000	6,172
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-A-1, 5.00% 2035	1,000	1,202
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2036	1,200	1,483
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-1, 5.00% 2036	4,000	4,701
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2036	2,000	2,664
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-F-1, 5.00% 2036	1,000	1,070
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A, 3.00% 2037	11,000	12,176
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-B-1, 4.00% 2037	2,800	3,184
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2037	1,000	1,227
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2037	5,000	6,636
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2037	3,000	3,808
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2037	2,000	2,663
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-1, 5.00% 2037	2,000	2,348
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2038	5,880	7,188
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2038	3,500	4,279
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2038	3,000	3,678
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2038	9,660	12,239
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A, 3.00% 2039	3,500	3,849
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2039	5,000	6,115
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2039	4,910	5,987
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2039	3,500	4,268
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 4.00% 2039	2,455	2,962
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2040	4,000	4,878
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2040	3,000	3,651
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2040	1,000	1,217
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-2, 5.00% 2040	53,000	67,898
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2041	8,815	10,713
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2041	1,000	1,214
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2041	5,000	6,580
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2042	3,000	3,636
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-3, 4.00% 2042	1,510	1,793
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-B-1, 4.00% 2042	1,350	1,564
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2042	1,500	1,886
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 4.00% 2043	10,000	11,966
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2043	7,000	8,444
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-3, 4.00% 2043	2,900	3,437
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-E-1, 5.00% 2043	2,500	3,041
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2045	20,135	24,124
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 4.00% 2045	6,500	7,788
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-B-1, 5.00% 2045	2,500	3,081
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2046	10,500	12,569
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2047	1,000	1,196
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 3.00% 2048	6,000	6,483
New York City Trust for Cultural Resources, Rev. Ref. Bonds (Lincoln Center for the Performing Arts, Inc.), Series 2020-A, 4.00% 2034	1,000	1,216
County of Onondaga, Trust for Cultural Resources, Rev. Bonds, Series 2019, 5.00% 2040	4,000	5,227
County of Onondaga, Trust for Cultural Resources, Rev. Bonds, Series 2019, 4.00% 2049	5,000	5,956
Port Auth., Consolidated Bonds, Series 212, 4.00% 2037	2,000	2,423
Port Auth., Consolidated Bonds, Series 212, 4.00% 2038	4,000	4,835

American Funds Tax-Exempt Funds	165

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Port Auth., Consolidated Bonds, Series 212, 4.00% 2039	$3,360	$4,052
Port Auth., Consolidated Bonds, Series 224, 4.00% 2046	3,000	3,608
Power Auth., Rev. Bonds, Series 2020-A, 4.00% 2055	91,210	108,943
Power Auth., Rev. Bonds, Series 2020-A, 4.00% 2060	37,790	44,967
Public Housing Capital Fund Rev. Trust II, Trust Certs., Series 2012, 4.50% 2022[1]	182	182
County of Rockland, G.O. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022	1,250	1,286
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 4.00% 2023	250	270
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 4.00% 2024	250	278
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 4.00% 2025	275	313
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2029	1,000	1,200
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-A, 5.00% 2029	180	216
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2034	1,000	1,185
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-A, 5.00% 2034	165	196
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2040	1,050	1,234
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-A, 5.00% 2040	175	206
County of Suffolk, G.O. Rev. Ref. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,195
Thruway Auth., General Rev. Bonds, Series 2020-N, 5.00% 2034	5,000	6,561
Thruway Auth., General Rev. Bonds, Series 2012-I, 5.00% 2042 (preref. 2022)	2,500	2,551
Thruway Auth., General Rev. Bonds, Series 2020-N, 4.00% 2045	5,000	5,929
Thruway Auth., General Rev. Bonds, Series 2020-N, 4.00% 2047	7,500	8,879
Thruway Auth., General Rev. Bonds, Series 2020-N, 3.00% 2050	1,005	1,080
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2032	5,000	5,964
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2037	7,000	8,425
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2038	11,260	13,523
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2039	4,000	4,793
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2041	3,500	4,147
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2045	4,000	4,726
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2046	8,500	10,000
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2051	1,600	1,872
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.25% 2056	3,250	3,854
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2028	1,500	1,905
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2029	2,000	2,544
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2030	1,700	2,149
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2044	10,000	11,996
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2047	20,000	23,812
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2056	40,000	47,210
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2022	850	905
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2034	2,985	3,969
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2036	5,700	7,550
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-A, 5.00% 2033	2,395	2,966
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-A, 5.00% 2034	960	1,188
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-A, 5.00% 2035	1,000	1,237
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2020-A, 5.00% 2049	18,000	23,432
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2021-A, 5.00% 2051	14,000	18,404
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2020-A, 5.00% 2054	9,750	12,641
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2021-A, 5.00% 2056	15,240	19,953
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2013-A, 5.00% 2023	2,500	2,700
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2005-B-4A, 0.413% 2032 (put 2024)[2]	5,400	5,402

166	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2017-B, 5.00% 2033	$3,000	$3,715
Triborough Bridge and Tunnel Auth., Payroll Mobility Tax Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2021-A-2, 2.00% 2045 (put 2024)	500	525
Triborough Bridge and Tunnel Auth., Rev. Ref. Bonds (MTA Bridges and Tunnels), Capital Appreciation Bonds, Series 2013-A, 0% 2032	3,095	2,536
City of Troy, Capital Resource Corp., Rev. Bonds (Rensselaer Polytechnic Institute Project), Series 2015, 5.00% 2027	800	950
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2032	1,750	2,307
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2033	1,250	1,642
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2034	1,750	2,292
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2035	1,250	1,635
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2039	1,500	1,942
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 4.00% 2040	1,750	2,097
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2024	4,000	4,511
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2028	750	903
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2029	1,000	1,203
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2030	3,500	4,199
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-C-2, 5.00% 2031	13,525	16,929
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2031	4,500	5,396
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-C-2, 5.00% 2034	7,500	9,345
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2034	5,000	5,601
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2034	1,000	1,226
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2035	1,990	2,377
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-C, 5.00% 2036	9,000	11,206
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2037	1,000	1,268
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2038	1,130	1,482
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2039	5,000	6,040
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2039	2,000	2,416
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2039	2,500	3,159
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2041	39,165	47,063
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2042	3,100	4,032
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2044	12,000	15,030
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2044	5,000	6,472
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2045	13,980	16,598
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2045	5,445	6,465
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 4.00% 2047	1,000	1,168
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2047	12,255	15,801
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2049	18,000	21,308
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2049	8,760	10,370
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2050	6,500	7,007
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2050	3,000	3,857
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 5.00% 2038	2,000	2,584
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 5.00% 2039	8,500	10,950
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 4.00% 2043	2,000	2,386
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 4.00% 2046	1,750	2,077
Utility Debt Securitization Auth., Restructuring Bonds, Series 2013-TE, 5.00% 2030	2,500	2,783
Utility Debt Securitization Auth., Restructuring Bonds, Series 2016-B, 5.00% 2034	1,000	1,211
Utility Debt Securitization Auth., Restructuring Bonds, Series 2016-B, 5.00% 2035	750	907
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2038	5,000	6,325
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2041	20,000	25,229
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe LP Project), Series 2021, 0.28% 2024 (put 2023)	12,985	12,998
		3,361,072

American Funds Tax-Exempt Funds	167

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina 1.04%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	$5,430	$5,432
Cape Fear Public Utility, Water and Sewer System Rev. Bonds, Series 2011, 5.00% 2036 (preref. 2021)	5,000	5,000
Capital Facs. Fin. Agcy., Rev. Ref. Bonds (Johnson & Wales University), Series 2013-A, 5.00% 2022	740	763
City of Charlotte, Water and Sewer System Rev. Ref. Bonds, Series 2020, 3.00% 2039	3,250	3,671
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	1,250	1,250
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, 6.00% 2022 (escrowed to maturity)	2,815	2,884
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, FGIC-National insured, 6.00% 2025 (escrowed to maturity)	8,225	9,806
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, National insured, 6.00% 2026 (escrowed to maturity)	2,500	3,100
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, 6.00% 2026 (escrowed to maturity)	1,990	2,478
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	3,110	3,112
Grant Anticipation Rev. Vehicle Bonds, Series 2015, 5.00% 2030	3,000	3,467
City of Greensboro, Combined Enterprise System Rev. Bonds, Series 2020-A, 4.00% 2045	4,500	5,445
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-D, 5.00% 2049 (put 2031)	2,400	3,316
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2018-A, 4.00% 2038	1,635	1,912
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2018-A, 4.00% 2039	1,390	1,622
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2018-A, 5.00% 2048 (put 2022)	9,000	9,248
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 44, 2.85% 2040	2,250	2,396
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	2,710	3,007
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 41, 4.00% 2050	4,360	4,822
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 39-B, 4.00% 2048	18,660	20,520
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	6,425	6,985
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	2,565	2,891
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	2,285	2,549
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 46-A, 3.00% 2051	10,000	11,022
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 5.00% 2040	1,425	1,761
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 4.00% 2045	1,000	1,158
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 4.00% 2050	1,000	1,155
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 5.00% 2050	6,500	7,904
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Pines at Davidson Project), Series 2019-A, 5.00% 2034	2,000	2,248
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Pines at Davidson Project), Series 2019-A, 5.00% 2038	1,000	1,120
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Pines at Davidson Project), Series 2019-A, 5.00% 2049	8,520	9,491
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Presbyterian Homes Obligated Group), Series 2016-C, 5.00% 2031	1,175	1,347
Medical Care Commission, Health Care Facs. Rev. Bonds (Novant Health Obligated Group), Series 2019-A, 4.00% 2049	7,000	8,278
Medical Care Commission, Health Care Facs. Rev. Ref. Bonds (WakeMed), Series 2012-A, 5.00% 2031	1,500	1,574
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 5.00% 2030	420	559
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 5.00% 2031	450	612
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 5.00% 2032	475	644
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 4.00% 2036	1,475	1,820
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Carolina Village Project), Series 2017-B, 5.00% 2047	4,000	4,196
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2038	1,840	2,159
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2044	5,000	5,809
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2049	5,300	6,128
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2034	1,000	1,154

168	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina (continued)
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2044	$2,000	$2,272
Turnpike Auth., Monroe Expressway System, Appropriation Rev. Ref. Bonds, Series 2021, 5.00% 2033	1,170	1,610
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2040	8,815	5,571
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2041	5,500	3,340
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2042	4,650	2,716
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2043	3,650	2,053
Turnpike Auth., Triangle Expressway System, Turnpike Rev. Bonds, Series 2019, Assured Guaranty Municipal insured, 4.00% 2055	9,820	11,485
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019-B, (1-month USD-LIBOR x 0.67 + 0.35%) 0.192% 2034 (put 2022)[2]	2,000	2,000
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.467% 2041 (put 2022)[2]	30,050	30,117
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019, 5.00% 2049	3,000	4,806
University of North Carolina at Chapel Hill, General Rev. Ref. Bonds, Series 2019-A, 0.192% 2041 (put 2022)[2]	50,000	50,004
		291,789

North Dakota 0.25%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	2,815	2,821
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-C, 3.15% 2036	905	949
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	2,810	3,026
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2014-A, 4.00% 2034	165	173
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	1,175	1,238
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	420	439
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-D, 4.00% 2046	2,925	3,107
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-A, 4.00% 2047	2,810	3,042
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-F, 4.00% 2048	5,095	5,567
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	2,245	2,447
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2018-A, 4.00% 2049	11,295	12,382
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	2,355	2,619
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, 3.75% 2050	5,720	6,340
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-C, 4.00% 2050	12,260	13,954
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	2,790	3,081
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2043	1,500	1,742
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2048	5,000	5,777
		68,704

Ohio 2.34%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-D, 2.875% 2026	4,525	4,845
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-A, 2.875% 2026	3,250	3,480
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2014-D, 1.90% 2026 (put 2024)	9,000	9,369
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (Ohio Valley Electric Corp. Project), Series 2019-A, 3.25% 2029	7,000	7,841
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Bonds (Akron General Health System), Series 2012, 3.80% 2027 (preref. 2022)	2,895	2,938
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. and Improvement Rev. Bonds (Summa Health Obligated Group), Series 2016, 5.25% 2041	2,980	3,580
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. Bonds (Summa Health Obligated Group), Series 2020, 4.00% 2036	1,000	1,211
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2028	3,360	4,365
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2040	11,800	14,188
County of Allen, Hospital Facs. Rev. Ref. and Improvement Bonds (Catholic Health Partners), Series 2012-A, 5.00% 2033 (preref. 2022)	16,000	16,591
American Municipal Power, Inc., Fremont Energy Center Project Rev. Bonds, Series 2012-B, 5.00% 2037	2,000	2,053
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2020-A-2, 5.00% 2036	3,420	4,447

American Funds Tax-Exempt Funds	169

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2020-A-2, 4.00% 2048	$4,500	$5,269
County of Butler, Hospital Facs. Rev. Bonds (UC Health), Series 2016, 5.00% 2045	10,385	12,342
County of Butler, Port Auth. Econ. Dev. Facs., Rev. Ref. Bonds (Community First Solutions), Series 2021-A, 4.00% 2046	500	586
County of Butler, Port Auth. Econ. Dev. Facs., Rev. Ref. Bonds (Community First Solutions), Series 2021-A, 4.00% 2051	1,000	1,166
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2027	3,200	3,977
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2027	1,000	1,249
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2028	750	960
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2028	650	829
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	455	594
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	305	400
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2036	1,545	2,073
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2038	1,000	1,335
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2039	1,000	1,331
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2040	1,110	1,475
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2041	750	994
City of Chillicothe, Hospital Facs. Rev. Ref. and Improvement Bonds (Adena Health System Obligated Group Project), Series 2017, 5.00% 2037	1,160	1,413
City of Chillicothe, Hospital Facs. Rev. Ref. and Improvement Bonds (Adena Health System Obligated Group Project), Series 2017, 5.00% 2047	4,495	5,469
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2011-A, 5.00% 2022	3,000	3,011
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2023	1,260	1,347
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	3,000	3,061
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2027	2,300	2,347
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	1,175	1,357
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	6,500	6,632
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2028	4,000	4,082
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	1,525	1,761
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2029	3,015	3,076
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	3,655	3,729
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	2,000	2,309
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2031	2,060	2,102
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,155
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2018-B, 5.00% 2048	5,000	6,204
City of Columbus, G.O. Bonds, Series 2012-A, 4.00% 2027 (preref. 2022)	1,500	1,561
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.25% 2047	5,000	5,899
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2052	6,750	7,834
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.50% 2052	7,970	9,504
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2057	2,500	2,896
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.00% 2035	2,540	2,655
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.00% 2035 (preref. 2022)	160	168
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	3,995	4,172
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	255	269
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2019-A, 5.00% 2035	1,000	1,310
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2019-A, 4.00% 2039	435	523
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047	15,625	19,190
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2049	2,800	3,309
G.O. Common Schools Bonds, Series 2013-B, 5.00% 2022	1,000	1,043
County of Gallia, Hospital Facs. Rev. Ref. and Improvement Bonds (Holzer Health System Obligated Group Project), Series 2012-A, 8.00% 2042 (preref. 2022)	2,200	2,352
County of Hamilton, Healthcare Facs. Rev. Bonds (Christ Hospital Project), Series 2012, 5.25% 2032 (preref. 2022)	7,225	7,533
County of Hamilton, Healthcare Facs. Rev. Bonds (Christ Hospital Project), Series 2012, 5.00% 2042 (preref. 2022)	4,030	4,193

170	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2031	$1,345	$1,541
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2051	14,325	15,938
County of Hamilton, Hospital Facs. Rev. Bonds (Cincinnati Children’s Hospital Medical Center), Series 2019-CC, 5.00% 2041	1,205	1,825
County of Hamilton, Hospital Facs. Rev. Bonds (Cincinnati Children’s Hospital Medical Center), Series 2019-CC, 5.00% 2049	3,035	4,813
County of Hamilton, Hospital Facs. Rev. Bonds (UC Health), Series 2020, 5.00% 2050	33,570	42,148
County of Hamilton, Sales Tax Rev. Ref. and Improvement Bonds, Capital Appreciation Bonds, Series 2000-B, AMBAC insured, 0% 2027	6,180	5,731
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2032	1,095	1,402
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2038	2,265	2,857
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2045	4,490	5,572
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2030	1,090	1,373
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2032	1,000	1,257
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2034	1,040	1,303
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2036	1,000	1,249
Higher Educational Facs. Auth., Rev. Ref. Bonds (Case Western Reserve University Project), Series 2019-A, (1-month USD-LIBOR x 0.70 + 0.42%) 0.49% 2044 (put 2022)[2]	23,310	23,318
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2028[1]	3,330	3,749
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2033[1]	2,000	2,198
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2048[1]	13,825	14,813
Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2016-A, 5.00% 2032	4,000	4,720
Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2016-A, 5.00% 2035	1,990	2,342
Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2016-A, 5.00% 2046	10,250	11,977
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2030	2,500	3,296
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2031	2,175	2,926
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2017-A, 5.00% 2031	1,700	2,152
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2032	1,575	2,158
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2033	4,825	6,592
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2017-A, 5.00% 2033	5,025	6,341
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2034	6,925	9,443
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2012-A, 5.00% 2038 (preref. 2022)	5,000	5,102
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	2,700	2,706
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-K, 3.50% 2046	795	852
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-D, 4.00% 2047	9,430	10,122
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-A, 4.50% 2047	5,400	5,911
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	10,005	10,829
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	13,055	14,604
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-B, 3.25% 2050	1,325	1,463
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	7,575	8,508
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-B, 4.50% 2050	7,870	8,854
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-A, 3.00% 2052	21,000	23,157
County of Licking, Health Care Facs. Rev. Ref. Bonds (Kendal Granville), Series 2015-A, 6.00% 2050	1,500	1,109
County of Lucas, Hospital Rev. Bonds (Promedica Healthcare Obligated Group), Series 2018-A, 5.25% 2048	14,750	18,107
County of Lucas, Hospital Rev. Ref. Bonds (Promedica Healthcare Obligated Group), Series 2011-D, 5.00% 2025 (preref. 2021)	1,780	1,805
Major New State Infrastructure Project Rev. Bonds, Series 2012-1, 5.00% 2021	1,750	1,782

American Funds Tax-Exempt Funds	171

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2027	$1,250	$1,595
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2030	1,780	2,432
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2031	4,375	6,106
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2031	1,635	2,282
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2032	1,700	2,416
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2033	3,200	3,381
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2044	1,500	1,575
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2048	3,000	3,146
North East Ohio Regional Sewer Dist., Wastewater Improvement Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2031 (preref. 2024)	1,200	1,390
Northwest Local School Dist., School Improvement Unlimited Tax G.O. Bonds, Series 2015, 5.00% 2040 (preref. 2023)	2,015	2,242
Ohio University, General Receipts Bonds, Series 2017-A, 5.00% 2033	1,000	1,223
Port Auth., Gas Supply Rev. Ref. Bonds, Series 2019, 5.00% 2049 (put 2025)	3,000	3,454
Public Facs. Commission, Higher Education G.O. Rev. Ref. Bonds, Series 2017-C, 5.00% 2027	2,500	3,159
Public Housing Capital Fund Rev. Trust II, Trust Certs., Series 2012, 5.00% 2022[1]	332	332
County of Ross, Hospital Facs. Rev. Ref. and Improvement Bonds (Adena Health System Obligated Group), Series 2019, 5.00% 2039	4,000	5,069
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 6.00% 2042	2,000	2,094
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2048 (preref. 2023)	3,750	4,031
Turnpike and Infrastructure Commission, Rev. Ref. Bonds, Series 2010-A, 5.25% 2027	2,500	3,146
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2031	12,080	15,151
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2032	6,690	8,367
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2033	19,230	23,993
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 4.00% 2038	1,775	2,068
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds, Capital Appreciation Bonds, Series 2018-A, 0% 2041	2,665	1,731
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds, Capital Appreciation Bonds, Series 2018-A, 0% 2042	3,500	2,208
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds, Capital Appreciation Bonds, Series 2018-A, 0% 2043	2,340	1,436
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2033	875	1,028
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2014, 5.00% 2033	375	414
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2013-A, 5.75% 2033	1,000	1,086
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2034	1,000	1,173
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2014, 5.00% 2034	505	557
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2035	1,000	1,171
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2036	580	678
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2040	1,930	2,244
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2040	5,000	6,582
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2050	5,000	6,453
		656,312

Oklahoma 0.23%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2022	4,500	4,702
Dev. Fin. Auth., Health System Rev. Bonds (OU Medicine Project), Series 2018-B, 5.50% 2057	2,000	2,480
Grand River Dam Auth., Rev. Bonds, Series 2017, 5.00% 2036	2,000	2,461
Grand River Dam Auth., Rev. Bonds, Series 2017, 5.00% 2039	3,530	4,322
Grand River Dam Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	5,500	6,770

172	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oklahoma (continued)
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2012-A, 5.00% 2043	$65	$66
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2019-A, 4.00% 2049	4,290	4,776
Municipal Power Auth., Power Supply System Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	1,300	1,542
Municipal Power Auth., Power Supply System Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	1,000	1,184
Municipal Power Auth., Power Supply System Rev. Ref. Bonds, Series 2016-A, 5.00% 2047	3,070	3,581
Norman Regional Hospital Auth., Hospital Rev. Bonds (Norman Regional Hospital Auth. Obligated Group), Series 2019, 4.00% 2045	5,260	6,042
Norman Regional Hospital Auth., Hospital Rev. Bonds (Norman Regional Hospital Auth. Obligated Group), Series 2019, 5.00% 2045	5,000	6,233
Norman Regional Hospital Auth., Hospital Rev. Ref. Bonds, Series 2016, 5.00% 2031	1,030	1,227
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	1,200	1,474
Turnpike Auth., Turnpike System Rev. Bonds, Series 2017-C, 5.00% 2047	3,745	4,517
Turnpike Auth., Turnpike System Rev. Bonds, Series 2018-A, 4.00% 2048	10,600	12,193
		63,570

Oregon 0.32%
County of Deschutes, Hospital Fac. Auth., Hospital Rev. Bonds (St. Charles Health System, Inc.), Series 2016-A, 5.00% 2048	1,650	1,919
Facs. Auth., Rev. Bonds (University of Portland Projects), Series 2015-A, 4.00% 2040	2,480	2,732
Facs. Auth., Rev. Bonds (University of Portland Projects), Series 2015-A, 5.00% 2045	3,305	3,786
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2029	300	388
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2030	300	393
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2035	275	354
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2040	1,750	2,212
G.O. Bonds, Series 2017-C, 5.00% 2029	5,000	6,253
G.O. Bonds, Series 2017-C, 5.00% 2033	5,000	6,200
G.O. Bonds (Veteran’s Welfare Bonds Series 96), Series 2015-Q, 4.00% 2045	5,080	5,440
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2017-Q, 3.50% 2047	5,090	5,483
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	1,595	1,597
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2016-A, 4.00% 2047	5,545	5,930
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	3,355	3,640
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-D, 3.50% 2048	8,585	9,227
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-A, 4.50% 2049	2,470	2,711
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-C, 4.50% 2049	1,685	1,861
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-D, 4.75% 2050	2,950	3,300
City of Klamath Falls, Intercommunity Hospital Auth., Rev. Ref. Bonds (Sky Lakes Medical Center Project), Series 2016, 5.00% 2046	1,230	1,455
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.375% 2045	2,000	2,100
Port of Portland, Portland International Airport Passenger Fac. Charge Rev. Bonds, Series 2011-A, 5.50% 2031	3,000	3,043
Port of Portland, Portland International Airport Rev. Bonds, Series 23, 5.00% 2027	1,675	1,975
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-B, 5.00% 2037	1,000	1,316
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-B, 5.00% 2040	1,000	1,307
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2024	210	235
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2025	230	266
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2026	225	267
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2027	125	150
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2053	1,500	1,726
City of Salem, Hospital Fac. Auth., Rev. Ref. Bonds (Capital Manor Project), Series 2012, 6.00% 2042	1,000	1,033
City of Salem, Hospital Fac. Auth., Rev. Ref. Bonds (Capital Manor Project), Series 2012, 6.00% 2047	1,250	1,290

American Funds Tax-Exempt Funds	173

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oregon (continued)
Tri-County Metropolitan Transportation Dist., Capital Grant Receipt Rev. Bonds, Series 2018-A, 5.00% 2029	$2,435	$3,052
Tri-County Metropolitan Transportation Dist., Capital Grant Receipt Rev. Bonds, Series 2018-A, 5.00% 2030	2,075	2,586
Tri-County Metropolitan Transportation Dist., Capital Grant Receipt Rev. Bonds, Series 2018-A, 5.00% 2031	3,050	3,788
		89,015

Pennsylvania 4.39%
County of Allegheny, Airport Auth., Airport Rev. Bonds, Series 2014-A, 5.00% 2032 (preref. 2025)	1,000	1,166
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2032	4,350	5,437
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2033	3,500	4,364
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2047	5,390	6,559
County of Allegheny, Hospital Dev. Auth., Rev. Bonds (University of Pittsburgh Medical Center Issue), Series 2007-A-1, (3-month USD-LIBOR x 0.67 + 0.82%) 0.937% 2037[2]	9,775	9,788
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 4.00% 2035	6,100	7,326
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 4.00% 2036	5,000	5,989
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 4.00% 2037	7,185	8,590
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2020-A, 4.00% 2033	250	312
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2018, 4.00% 2035	1,000	1,179
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2018, 4.00% 2036	1,250	1,470
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2018, 4.00% 2038	2,000	2,343
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2020-B, 4.00% 2050	2,000	2,411
Allentown City School Dist., Unlimited Tax G.O. Bonds, Series 2018, BAM insured, 5.00% 2028	2,565	3,226
Allentown City School Dist., Unlimited Tax G.O. Bonds, Series 2018, BAM insured, 5.00% 2029	2,995	3,785
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2035	2,000	2,249
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2047	11,750	13,016
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-C, 5.00% 2037	750	839
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-A, 5.00% 2047	600	699
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-C, 5.00% 2047	100	111
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2018, 5.00% 2048	1,000	1,128
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2022	500	507
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2023	1,370	1,428
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2024	450	483
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2026	1,000	1,122
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 4.00% 2046	680	785
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2054	8,400	10,436
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2023	135	148
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2025	250	292
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2027	760	879
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2030	515	590
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2031	660	755
County of Bucks, Industrial Dev. Auth., Rev. Bonds (St. Luke’s University Health Network Project), Series 2019, 4.00% 2044	2,480	2,862
County of Chester, Health and Education Facs. Auth., Health System Rev. Bonds (Main Line Health System), Series 2017-A, 4.00% 2042	5,000	5,782
County of Cumberland, Municipal Auth., Rev. Bonds (Penn State Health), Series 2019, 4.00% 2044	15,155	17,740
County of Cumberland, Municipal Auth., Rev. Bonds (Penn State Health), Series 2019, 4.00% 2049	20,940	24,394
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 3.00% 2022	405	408
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 3.00% 2023	855	871
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2017, 5.00% 2031	2,050	2,543
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2017, 5.00% 2032	55	68
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2017, 5.00% 2036	1,000	1,229
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2012-A, 5.00% 2024 (preref. 2022)	1,000	1,045
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2015, 5.00% 2031	350	414

174	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Delaware River Port Auth., Rev. Bonds, Series 2018-A, 5.00% 2031	$1,000	$1,297
Delaware River Port Auth., Rev. Bonds, Series 2018-A, 5.00% 2032	1,250	1,616
Delaware Valley Regional Fin. Auth., Local Government Rev. Bonds, Series 2007-C, (3-month USD-LIBOR x 0.67 + 0.75%) 0.84% 2037[2]	7,500	7,261
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2041	4,265	4,884
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2046	1,630	1,856
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2019-A, 5.00% 2049	500	601
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004-A, 2.15% 2021	2,175	2,186
Econ. Dev. Fncg. Auth., UPMC Rev. Bonds, Series 2021-A, 4.00% 2051	1,750	2,094
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-C, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,286
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-C, Assured Guaranty Municipal insured, 5.00% 2030	500	647
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	425	550
Fncg. Auth., Rev. Bonds, Series 2013-A-2, 5.00% 2026 (preref. 2022)	1,030	1,072
Fncg. Auth., Rev. Bonds, Series 2013-A-1, 5.00% 2033 (preref. 2022)	4,000	4,164
Fncg. Auth., Rev. Bonds, Series 2013-B, 5.00% 2036 (preref. 2022)	1,525	1,587
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2024	3,000	3,395
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2025	2,500	2,931
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2026	2,000	2,421
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2027	3,000	3,736
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2028	3,000	3,830
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2029	4,000	5,063
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2030	4,000	5,028
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2031	3,500	4,382
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2032	3,000	3,746
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2033	3,000	3,732
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2034	3,000	3,721
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2035	495	613
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2022	290	303
G.O. Rev. Ref. Bonds, Series 2019-1, 5.00% 2022	25,000	26,169
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.62% 2049 (put 2024)[2]	13,240	13,329
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 4.00% 2035	7,000	8,146
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 4.00% 2036	8,500	9,873
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 5.00% 2042	19,000	23,419
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 4.00% 2049	17,235	20,264
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 5.00% 2034	1,340	1,740
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 4.00% 2037	1,525	1,793
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 4.00% 2039	1,450	1,693
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 4.00% 2042	2,015	2,335
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 4.00% 2043	2,720	3,311
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 5.00% 2044	2,500	3,308
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2012, 5.00% 2030 (preref. 2022)	1,000	1,057
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2011, 6.25% 2043 (preref. 2021)	690	697
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2012, 5.00% 2044 (preref. 2022)	3,005	3,175
Higher Educational Facs. Auth., Rev. Bonds (Thomas Jefferson University), Series 2015-A, 5.25% 2050	2,300	2,647
Higher Educational Facs. Auth., Rev. Bonds (Trustees of the University of Pennsylvania), Series 2017-A, 5.00% 2033	1,675	2,056

American Funds Tax-Exempt Funds	175

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Higher Educational Facs. Auth., Rev. Ref. Bonds, Series 2015-AQ, 5.00% 2024	$3,900	$4,425
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 2.80% 2031	5,000	5,270
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-121, 2.80% 2031	3,320	3,499
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-124-B, 3.20% 2032	6,000	6,443
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-131-A, 2.75% 2034	7,000	7,593
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-B, 3.50% 2034	6,500	7,129
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-B, 3.85% 2038	1,615	1,787
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-119, 3.50% 2041	5,555	5,801
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-125-B, 3.65% 2042	7,500	8,086
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-121, 3.50% 2046	8,055	8,495
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 3.50% 2046	4,820	5,072
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	945	1,015
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-125-B, 3.70% 2047	2,390	2,569
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2018-126-A, 4.00% 2048	15,395	16,712
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	3,585	3,902
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Country Commons Apartments), Series 2018, 3.60% 2035	6,277	7,128
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	9,335	9,344
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2044	15,000	19,034
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 4.00% 2049	9,435	11,024
County of Lehigh, General Purpose Auth., Hospital Rev. Ref. Bonds (Lehigh Valley Health Network), Series 2016-A, 4.00% 2035	20,470	23,250
County of Lehigh, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2016-B, 1.80% 2027 (put 2022)	8,350	8,481
County of Lehigh, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2016-A, 1.80% 2029 (put 2022)	9,900	10,062
City of Monroeville, Fin. Auth., UPMC Rev. Bonds, Series 2012, 5.00% 2029	3,000	3,153
County of Montgomery, Higher Education and Health Auth., Hospital Rev. Bonds (Abington Memorial Hospital Obligated Group), Series 2012-A, 5.00% 2031 (preref. 2022)	3,950	4,108
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2019, 4.00% 2038	1,000	1,183
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2019, 4.00% 2039	1,000	1,180
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2019, 4.00% 2044	2,500	2,921
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2018-C, 0.74% 2051 (put 2023)[2]	8,600	8,600
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.00% 2024	800	889
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2026	1,000	1,157
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2027	1,750	2,017
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2028	2,700	3,101
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2030	1,000	1,142
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2031	5,000	5,699
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2036	5,500	6,230
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2045	6,830	7,736
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2046	2,640	2,990
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2033	8,155	9,746
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2036	19,150	22,681

176	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2024 (preref. 2022)	$2,500	$2,597
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2026 (preref. 2022)	3,000	3,117
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Foulkeways at Gwynedd Project), Series 2016, 5.00% 2046	1,325	1,479
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-C, 5.00% 2045	1,990	2,435
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 4.00% 2022	145	152
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 4.00% 2024	100	112
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 5.00% 2044	850	992
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 5.00% 2049	3,595	4,181
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2014-B, (1-month USD-LIBOR x 0.67 + 1.07%) 1.134% 2028 (put 2024)[2]	10,500	10,634
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2017-A-2, 5.00% 2039	4,000	4,813
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2017-A-2, 5.00% 2045	13,400	16,025
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2016-A, 4.00% 2040	2,915	3,288
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-A, 5.00% 2043	1,000	1,237
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2016-A, 5.00% 2046	4,000	4,738
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.11% 2048 (put 2022)[2]	3,650	3,672
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-A, 5.00% 2048	1,000	1,230
Pennsylvania State University, G.O. Bonds, Series 2016-A, 5.00% 2032	1,000	1,217
Pennsylvania State University, G.O. Bonds, Series 2016-A, 5.00% 2034	1,000	1,212
Pennsylvania State University, G.O. Bonds, Series 2020-A, 5.00% 2038	2,775	3,631
Pennsylvania State University, G.O. Bonds, Series 2020-A, 5.00% 2039	2,330	3,042
Pennsylvania State University, G.O. Bonds, Series 2020-A, 5.00% 2040	1,250	1,629
Pennsylvania State University, G.O. Bonds, Series 2020-A, 4.00% 2050	7,000	8,300
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2028	2,000	2,349
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2031	1,000	1,174
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2032	2,000	2,346
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2034	1,000	1,170
City of Philadelphia, Gas Works Rev. Ref. Bonds, Fourteenth Series, 5.00% 2031	1,500	1,819
City of Philadelphia, Gas Works Rev. Ref. Bonds, Fourteenth Series, 5.00% 2033	2,750	3,329
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2028	1,000	1,209
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2036	1,000	1,043
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2042	12,600	13,126
City of Philadelphia, Industrial Dev. Auth., Hospital Rev. Bonds (Children’s Hospital of Philadelphia Project), Series 2017, 4.00% 2035	2,500	2,916
City of Philadelphia, Industrial Dev. Auth., Hospital Rev. Bonds (Children’s Hospital of Philadelphia Project), Series 2017, 4.00% 2037	4,000	4,649
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2027	5,625	6,522
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2028	1,000	1,160
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2029	2,620	3,041
City of Philadelphia, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	3,000	3,883
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.00% 2034	3,915	4,917
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.00% 2037	2,000	2,502
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.00% 2052	4,000	4,885
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.25% 2052	3,000	3,708
City of Philadelphia, Water and Wastewater Rev. Ref. Bonds, Series 2017-B, 5.00% 2029	3,475	4,403
City of Philadelphia, Water and Wastewater Rev. Ref. Bonds, Series 2017-B, 5.00% 2030	5,900	7,437
City of Philadelphia, Water and Wastewater Rev. Ref. Bonds, Series 2017-B, 5.00% 2031	3,560	4,474
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2024	1,185	1,353

American Funds Tax-Exempt Funds	177

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2025	$500	$592
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2027	3,910	4,772
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2028	14,505	17,639
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2029	16,620	20,146
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2029	1,250	1,604
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2030	2,000	2,618
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2030	1,990	2,410
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2031	1,600	2,038
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2032	1,000	1,271
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2034	1,750	2,208
Philadelphia School Dist., G.O. Bonds, Series 2015-A, 5.00% 2035	1,400	1,642
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2035	1,000	1,258
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2036	3,500	4,206
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2037	3,700	4,431
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2037	1,850	2,314
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2038	4,270	5,107
Philadelphia School Dist., G.O. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,249
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2039	1,800	2,148
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2044	15,000	18,997
Philadelphia School Dist., G.O. Green Bonds, Series 2019-B, 5.00% 2029	1,500	1,978
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2011-C, 5.00% 2021	2,200	2,208
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2015-D, 5.00% 2022	3,750	3,944
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2023	2,500	2,744
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2016-F, 5.00% 2027	500	610
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2007-A, FGIC-National insured, 5.00% 2034	17,000	24,833
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2032	2,000	2,785
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2033	1,250	1,778
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2017-C, Assured Guaranty Municipal insured, 0.67% 2040 (put 2023)[2]	4,000	4,036
Public School Building Auth., School Lease Rev. Bonds (Philadelphia School Dist. Project), Series 2012, 5.00% 2026	1,000	1,033
Public School Building Auth., School Lease Rev. Bonds (Philadelphia School Dist. Project), Series 2012, 5.00% 2027	1,000	1,033
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2006-B, Assured Guaranty Municipal insured, 5.00% 2027	9,820	12,033
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	12,000	14,684
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2033	6,000	7,314
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2037	1,750	2,123
Borough of Sayre, Health Care Facs. Auth., Rev. Bonds (Guthrie Health Issue), Series 2007, (3-month USD-LIBOR + 0.78%) 0.87% 2024[2]	11,170	11,191
Borough of Sayre, Health Care Facs. Auth., Rev. Bonds (Guthrie Health Issue), Series 2007, (3-month USD-LIBOR + 0.83%) 0.92% 2031[2]	4,520	4,510
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2032	1,000	1,238
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2033	800	990
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-B, 4.00% 2033	14,950	15,408
Transportation Auth., Capital Grant Receipts Rev. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2020, 5.00% 2031	1,125	1,495
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2042 (preref. 2022)	1,000	1,066
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2032	1,000	1,257
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-B-2, Assured Guaranty Municipal insured, 5.00% 2033	17,230	21,245
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2033	1,500	1,883
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-B-2, Assured Guaranty Municipal insured, 5.00% 2034	6,995	8,610
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2034	2,000	2,415
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2035	3,500	4,222
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2036	3,250	3,920
Turnpike Commission, Turnpike Rev. Bonds, Series 2014-C, 5.00% 2039	6,000	6,895
Turnpike Commission, Turnpike Rev. Bonds, Series 2020-B, 5.00% 2040	1,000	1,320
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2041	6,800	8,149
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 4.00% 2042	6,250	7,567

178	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2042	$6,500	$8,025
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 4.00% 2043	7,630	9,212
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2043	1,660	1,980
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2044	2,075	2,470
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2044	22,450	28,849
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2044	2,500	3,203
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2045	2,280	2,707
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2046	2,490	2,954
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2046	20,960	25,045
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2046	11,000	14,378
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2047	12,220	14,933
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2049	28,265	36,148
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2050	9,000	10,628
Township of West Cornwall, Municipal Auth., Healthcare Facs. Rev. Bonds (Lebanon Valley Brethren Home Project), Series 2021-A, 4.00% 2036	365	433
Township of West Cornwall, Municipal Auth., Healthcare Facs. Rev. Bonds (Lebanon Valley Brethren Home Project), Series 2021-A, 4.00% 2041	370	435
Township of West Cornwall, Municipal Auth., Healthcare Facs. Rev. Bonds (Lebanon Valley Brethren Home Project), Series 2021-A, 4.00% 2046	525	611
County of Westmoreland, Municipal Auth., Municipal Service Rev. Bonds, Series 2016, BAM insured, 5.00% 2042	5,000	5,814
		1,230,576

Puerto Rico 0.63%
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.00% 2033	12,045	12,565
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.125% 2037	790	825
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.75% 2037	5,000	5,250
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.25% 2042	7,845	8,202
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2035[1]	5,500	6,808
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2047[1]	1,000	1,210
Electric Power Auth., Power Rev. Ref. Bonds, Series 2007-UU, Assured Guaranty Municipal insured, (3-month USD-LIBOR x 0.67 + 0.52%) 0.617% 2029[2]	18,230	17,033
Highways and Transportation Auth., Highway Rev. Ref. Bonds, Series 2003-AA-1, Assured Guaranty Municipal insured, 4.95% 2026	490	501
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2022	2,275	2,382
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2031	1,390	1,447
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2025	990	994
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.375% 2031	1,870	1,887
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2004, National insured, 4.50% 2029	1,280	1,284
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2029	2,100	2,653
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2039	2,400	2,943
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2011-A, 6.00% 2033	8,255	8,280
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)	3,840	4,831
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)[3]	45	57
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2047[2]	5,690	1,863
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2054[2]	9,298	2,158
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.329% 2040	15,071	17,165
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.784% 2058	5,000	5,774
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2018-A-1, 5.00% 2058	18,175	21,238
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2024	132	127
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2027	250	229
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2029	243	213
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2031	314	254

American Funds Tax-Exempt Funds	179

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Puerto Rico (continued)
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2046	$5,894	$1,983
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	165,787	40,356
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2023	4,600	4,577
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2026	1,250	1,234
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2030	5	5
		176,328

Rhode Island 0.31%
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2032	640	768
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2034	1,505	1,801
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2036	500	598
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2037	250	299
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2041	2,130	2,560
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2046	10,010	11,930
Commerce Corp., Grant Anticipation Bonds (Dept. of Transportation), Series 2016-B, 5.00% 2029	3,000	3,620
Commerce Corp., Grant Anticipation Rev. Ref. Bonds (Dept. of Transportation), Series 2016-A, 5.00% 2023	1,000	1,090
Commerce Corp., Grant Anticipation Rev. Ref. Bonds (Dept. of Transportation), Series 2016-A, 5.00% 2024	2,250	2,555
Depositors Econ. Protection Corp., Special Obligation Rev. Ref. Bonds, Series 1993-A, 5.75% 2021 (escrowed to maturity)	2,715	2,715
Depositors Econ. Protection Corp., Special Obligation Rev. Ref. Bonds, Series 1993-A, 5.75% 2021 (escrowed to maturity)	1,210	1,210
Econ. Dev. Corp., Airport Rev. Ref. Bonds, Series 2013-B, 5.00% 2022	1,600	1,668
Econ. Dev. Corp., Airport Rev. Ref. Bonds, Series 2013-B, 5.00% 2023	2,990	3,251
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2031	2,200	2,535
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2036	2,000	2,290
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2025	5,500	6,357
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2032	2,845	3,304
Health and Educational Building Corp., Providence Public Schools Rev. Bond Fncg. Program, Rev. Ref. Bonds (Providence Public Buildings Auth. Issue), Series 2015, Assured Guaranty Municipal insured, 5.00% 2026	4,000	4,687
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	1,220	1,258
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 69-B, 4.00% 2048	7,480	8,255
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 74, 3.00% 2049	7,800	8,598
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 71, 3.75% 2049	8,930	9,875
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 70, 4.00% 2049	5,240	5,798
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	540	541
		87,563

South Carolina 1.59%
Connector 2000 Association, Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2042	2,471	641
Fort Mill School Dist., G.O. Bonds, Series 2013-A, 4.00% 2028 (preref. 2023)	1,475	1,567
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 2.65% 2035	1,220	1,310
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	1,210	1,311
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	1,430	1,587
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2019-B, 3.75% 2050	13,490	15,177
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	1,235	1,400
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	2,905	3,159
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2014-A-1, 4.00% 2041	565	598
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 4.00% 2034	605	678
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2044	1,280	1,483
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 4.00% 2049	620	684
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2049	4,030	4,650
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 4.00% 2054	1,165	1,279

180	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2054	$3,500	$4,028
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Custodial Receipts), Series 2018, 5.00% 2036 (preref. 2026)[1,3]	19,500	23,704
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2026[1]	1,640	1,796
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2036[1]	2,500	2,811
Jobs-Econ. Dev. Auth., Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2044	18,500	21,979
Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-A, 5.00% 2043	8,020	9,842
Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-A, 5.00% 2048	31,000	37,846
Jobs-Econ. Dev. Auth., Lease Rev. Bonds (SPE Fayssoux Properties, LLC Project), Series 2016-A, 5.25% 2033	1,450	1,697
Jobs-Econ. Dev. Auth., Retirement Community Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2018-C, 5.00% 2047	1,090	1,268
Lexington County Health Services Dist., Inc., Hospital Rev. Bonds, Series 2016, 5.00% 2041	5,000	5,868
Lexington County Health Services Dist., Inc., Hospital Rev. Ref. Bonds, Series 2011, 5.00% 2021	1,125	1,138
City of Myrtle Beach, Tax Increment Rev. Ref. Bonds (Myrtle Beach Air Force Base Redev. Project Area), Series 2016, 5.00% 2028	1,210	1,457
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	11,000	11,932
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-C, 5.00% 2021	1,000	1,016
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2025	2,500	2,880
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2031	1,130	1,289
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2034	900	1,096
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2035	6,965	8,332
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2035	1,090	1,326
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2036	13,800	16,507
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	6,675	6,776
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2036	1,885	2,290
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2037	500	607
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2041	20,000	24,172
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2043 (preref. 2022)	10,795	11,237
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2046	1,440	1,643
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-E, 5.00% 2048	4,055	4,479
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.00% 2049	11,260	12,612
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2050	22,690	26,194
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-E, 5.50% 2053	9,215	10,263
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.50% 2054	12,845	14,543
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2055	14,265	16,439
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-E, 5.25% 2055	27,025	31,958
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2056	2,930	3,510
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2026	820	957
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	8,190	9,548
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2028	2,730	3,344
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-A, 5.00% 2029	2,395	2,883
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2029	100	116
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2030	3,010	3,677
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-A, 5.00% 2031	2,620	3,145
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2034	5,960	7,138
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2034	3,625	4,414
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-C, 5.00% 2034	1,020	1,163
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2035	4,270	5,193
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2013-B, 5.00% 2038	5,715	6,309
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-B, 5.00% 2038	3,990	4,469
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2013-B, 5.125% 2043	5,020	5,561
Renewable Water Resources, Sewer System Rev. Ref. Bonds, Series 2012, 5.00% 2025 (preref. 2022)	1,015	1,036
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2012-B, 5.00% 2024 (preref. 2022)	1,000	1,057
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (preref. 2021)[2]	15,830	15,839
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (put 2022)[2]	155	155
University of South Carolina, Higher Education Rev. Bonds (Campus Village Project), Series 2021-A, 5.00% 2040	6,740	8,907
		444,970

American Funds Tax-Exempt Funds	181

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Dakota 0.45%
Health and Educational Facs. Auth., Rev. Bonds (Monument Health), Series 2020-A, 4.00% 2050	$3,000	$3,505
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-B, 5.00% 2025	600	691
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-B, 5.00% 2026	700	805
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-A, 4.00% 2034	26,000	28,073
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2015, 4.00% 2040	1,750	1,942
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-B, 5.00% 2044	1,750	1,988
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2015, 5.00% 2045	5,900	6,869
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2017-D, 3.10% 2032	6,900	7,445
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	1,285	1,345
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2015-D, 4.00% 2045	3,590	3,818
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	7,065	7,499
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-B, 3.50% 2046	4,870	5,160
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2017-D, 4.00% 2047	4,870	5,283
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-A, 4.00% 2048	14,470	15,789
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	6,405	7,067
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-A, 3.75% 2050	9,780	10,875
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	8,185	9,058
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-C, 3.50% 2051	8,935	9,966
		127,178

Tennessee 0.75%
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014-A, 5.00% 2034	150	169
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014, 5.00% 2039	4,420	4,971
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014, 5.00% 2044	2,415	2,709
Town of Greeneville, Health and Educational Facs. Board, Hospital Rev. Bonds (Ballad Health), Series 2018-A, 5.00% 2035	3,425	4,273
Town of Greeneville, Health and Educational Facs. Board, Hospital Rev. Bonds (Ballad Health), Series 2018-A, 4.00% 2040	7,000	8,115
Town of Greeneville, Health and Educational Facs. Board, Multi Family Housing Rev. Bonds (People RD Portfolio Project), Series 2019, 1.45% 2022 (put 2021)	1,200	1,205
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-1-C, 4.50% 2037	140	142
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-2-C, 4.00% 2038	185	188
Housing Dev. Agcy., Homeownership Program Bonds, Series 2015-A, 3.50% 2045	4,070	4,355
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-1-C, 3.00% 2038	915	938
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	595	647
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2018-1, 4.00% 2043	7,610	8,340
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	1,020	1,080
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, 4.00% 2045	915	975
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 4.00% 2046	1,220	1,309
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2016-1-B, 3.50% 2047	745	796
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-3, 3.50% 2048	5,100	5,484
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-2, 4.00% 2048	18,225	20,511
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-4-B, 4.00% 2048	1,970	2,146
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2018-2, 4.00% 2049	9,920	10,905
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2018-3, 4.25% 2049	9,250	10,240
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-4, 3.50% 2050	18,780	20,974
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2020-1-A, 3.50% 2050	3,185	3,551
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-1, 4.25% 2050	6,915	7,692
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2021-1, 3.00% 2051	6,910	7,619
County of Knox, Health, Educational and Housing Fac. Board, Hospital Rev. Ref. Bonds (Covenant Health), Series 2012-A, 5.00% 2024	4,055	4,321
City of Memphis, Sanitary Sewage System Rev. Ref. Bonds, Series 2020-B, 5.00% 2045	1,000	1,305
Metropolitan Government of Nashville and Davidson County, G.O. Improvement Bonds, Series 2013-A, 5.00% 2029 (preref. 2023)	29,860	31,940
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2017-A, 5.00% 2048	4,000	4,878
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2017-B, 5.00% 2042	5,000	6,195

182	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Tennessee (continued)
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2017-B, 5.00% 2046	$5,000	$6,201
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Green Bonds, Series 2017-A, 5.00% 2046	4,000	4,961
Metropolitan Nashville Airport Auth., Airport Rev. Bonds, Series 2019-A, 4.00% 2049	2,165	2,574
Metropolitan Nashville Airport Auth., Airport Rev. Bonds, Series 2019-A, 5.00% 2049	1,015	1,300
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	7,140	9,609
Tennessee Energy Acquisition Corp., Gas Project Rev. Bonds, Series 2006-C, 5.00% 2027	1,885	2,282
Tennessee Energy Acquisition Corp., Gas Project Rev. Bonds, Series 2018, 4.00% 2049[2]	5,000	5,682
		210,582

Texas 8.91%
Affordable Housing Corp., Single Family Mortgage Rev. Bonds (Texas Heroes Home Loan Program), Series 2019-A, 4.25% 2049	2,510	2,794
Alamo Community College Dist., Limited Tax Bonds, Series 2021, 4.00% 2036	3,000	3,695
Aledo Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,000	1,194
Alvarado Independent School Dist., Unlimited Tax School Building Bonds, Series 2013, 5.00% 2043 (preref. 2023)	3,235	3,554
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Harmony Public Schools), Series 2017-A, 5.00% 2027	1,210	1,497
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Harmony Public Schools), Series 2017-A, 5.00% 2042	2,000	2,417
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2034	650	795
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2036	915	1,119
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2037	1,445	1,766
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2047	2,625	3,198
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2023	150	165
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2024	185	211
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2025	195	230
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2034	330	396
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2035	1,000	1,197
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2036	385	460
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2038	900	1,069
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2039	470	557
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Harmony Public Schools), Series 2021-A, 4.00% 2051	5,000	5,937
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2022	1,015	1,066
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 3.00% 2032	1,000	1,165
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2034	1,000	1,266
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2035	1,000	1,261
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2036	1,965	2,470
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2037	1,000	1,252
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2021	390	391
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2023	325	356

American Funds Tax-Exempt Funds	183

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2024	$325	$370
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2032	600	775
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 2.75% 2026	975	1,013
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2036	1,000	1,182
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2018-A, 5.00% 2037	725	858
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2017-B, 5.00% 2042	4,165	5,083
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2046	1,100	1,281
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2018-A, 5.00% 2048	3,345	3,911
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2049	1,725	1,959
Arlington Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2046	6,500	7,873
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2029	1,500	1,855
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2030	1,000	1,229
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2031	1,100	1,347
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2032	1,000	1,222
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	2,245	2,794
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,236
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2043	11,495	14,078
Austin Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2027 (preref. 2021)	940	940
Austin Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2027	60	60
Austin Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2017, 5.00% 2030	3,000	3,661
Austin Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2017, 5.00% 2037	2,660	3,221
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2032	1,100	1,336
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2033	2,220	2,694
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2034	2,000	2,423
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2035	1,125	1,363
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2036	3,605	4,371
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2037	2,000	2,425
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2041	2,500	3,039
City of Austin, Electric Utility System Rev. Ref. and Improvement Bonds, Series 2020-A, 5.00% 2036	2,000	2,671
City of Austin, Electric Utility System Rev. Ref. and Improvement Bonds, Series 2020-A, 5.00% 2039	2,000	2,654
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2028	1,000	1,190
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2031	1,130	1,394
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2032	1,000	1,229
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2033	1,000	1,226
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2035	2,000	2,443
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2044	6,000	7,756
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	1,500	1,750
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 3.00% 2027	1,705	1,887
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,000	1,236
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2029	3,000	3,698
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2032	4,405	5,453
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2035	8,185	10,070
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2035	4,000	5,005
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2036	6,985	8,585
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2036	3,500	4,373
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2011, 5.00% 2036	1,925	1,951
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	1,000	1,188
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2037	5,000	6,235
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2041	15,155	18,495
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2042	8,750	10,842
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2045	11,795	14,313
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2046	5,000	6,167
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2020-C, 5.00% 2050	5,000	6,528
Balmorhea Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 4.00% 2046	2,500	2,667
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2036	1,700	2,048
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2037	3,000	3,606
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2038	3,000	3,600
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2039	3,000	3,593
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2040	2,000	2,391
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2026	1,800	2,175
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2028	1,100	1,366

184	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2033	$2,000	$2,454
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2035	6,155	7,533
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2036	10,150	12,394
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 4.00% 2039	2,220	2,629
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 4.00% 2040	1,500	1,773
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 5.00% 2045	2,500	3,141
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	1,750	2,197
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2037	1,500	1,786
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2038	3,000	3,560
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2038	4,200	5,229
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2039	1,500	1,776
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2040	2,150	2,542
County of Bexar, Limited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2043	5,000	6,042
City of Brownsville, Utilities System Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2027	1,965	2,391
City of Bryan, Electric System Rev. Bonds, Series 2018, 4.00% 2043	4,285	4,824
City of Bryan, Electric System Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2027	700	854
City of Bryan, Electric System Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2028	1,405	1,711
City of Bryan, Electric System Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2029	645	795
City of Bryan, Electric System Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,230
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2031	6,275	7,431
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,000	1,165
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	1,000	1,162
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,700	2,002
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	1,500	1,741
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2040	5,845	6,740
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 1.35% 2032 (put 2022)	1,000	1,011
Clifton Higher Education Fin. Corp., Education Rev. and Ref. Bonds (Idea Public Schools), Series 2016-A, 5.00% 2046	2,000	2,374
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2022	1,715	1,801
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2016-B, 5.00% 2024	260	296
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2016-B, 5.00% 2028	405	484
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2012, 5.00% 2032	2,415	2,511
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 4.00% 2033	2,125	2,589
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 4.00% 2034	2,300	2,796
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 4.00% 2044	5,000	5,961
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2048	6,470	8,154
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 5.00% 2028	500	639
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2015-A, 5.00% 2035	100	114
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2014-A, 4.50% 2044	1,465	1,582
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2014-A, 4.60% 2049	3,065	3,314
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Yes Prep Public Schools, Inc.), Series 2020, 5.00% 2026	400	484
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Yes Prep Public Schools, Inc.), Series 2020, 5.00% 2027	560	697
Conroe Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2016, 5.00% 2038	560	662
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2036	1,000	1,248
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2037	1,945	2,421
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2038	1,775	2,206
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2043	9,240	11,375
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2048	10,000	12,242
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2017-A-2, 1.25% 2036 (put 2022)	5,125	5,184
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B-1, 1.25% 2036 (put 2022)	2,250	2,276
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B-3, 1.25% 2040 (put 2022)	5,000	5,057
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2028	8,565	9,076
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2029	5,000	5,298
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2031	6,540	6,930

American Funds Tax-Exempt Funds	185

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2013-D, 5.25% 2024	$5,000	$5,062
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	6,000	6,007
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2017, 5.00% 2027	1,250	1,585
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2016-A, 5.00% 2036	5,400	6,586
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2017, 5.00% 2042	8,700	10,765
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2017, 5.00% 2046	12,550	15,450
Dallas Area Rapid Transit Sales Tax Rev. Bonds, Series 2020-B, 5.00% 2023	2,000	2,227
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	2,500	3,305
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2031	1,130	1,309
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2019, 5.00% 2033	2,000	2,632
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	6,520	8,565
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	1,010	1,306
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2046	3,000	3,536
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2034 (preref. 2024)	1,000	1,147
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2016-A, 4.00% 2030	750	842
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2037	700	857
Del Mar College Dist., Limited Tax Bonds, Series 2020-B, 4.00% 2038	1,000	1,221
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2039	750	914
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2040	1,000	1,216
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2045	2,500	3,010
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2029	3,500	4,263
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2033	14,180	17,108
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2035	6,775	8,150
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2036	7,500	9,012
Denton Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-A, 5.00% 2045	1,000	1,188
Dickinson Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013, 1.35% 2037 (put 2021)	1,000	1,000
Duncanville Independent School Dist., Unlimited Tax School Building Bonds, Series 2015, 5.00% 2045	5,390	6,162
Eanes Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-B, 4.00% 2021	600	600
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2040	1,000	1,209
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2041	1,000	1,209
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2044	1,570	1,886
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2047	1,750	2,092
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2025	1,000	1,187
Farmersville Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2051	2,000	2,394
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	4,255	4,295
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	3,000	3,054
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 4.00% 2032	750	938
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 4.00% 2033	705	878
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 4.00% 2034	1,000	1,241
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 1.95% 2049 (put 2022)[3]	8,055	8,194
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-A, 4.75% 2038	1,750	1,836
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-B, 4.75% 2042	8,340	8,747
G.O. Bonds, Water Financial Assistance Bonds (Water Infrastructure Fund), Series 2011-A, 5.00% 2021	1,400	1,400
G.O. Bonds, Water Financial Assistance Bonds (Water Infrastructure Fund), Series 2013-B, 5.00% 2026	1,600	1,758
G.O. Bonds, Water Financial Assistance Rev. Ref. Bonds, Series 2019-C-2, 1.85% 2029	920	921
G.O. Bonds, Water Financial Assistance Rev. Ref. Bonds (State Participation Program), Series 2019-D, 5.00% 2022	1,985	2,083
G.O. Bonds, Water Financial Assistance Rev. Ref. Bonds (Water Infrastructure Fund), Series 2019-E-1, 5.00% 2022 (escrowed to maturity)	7,250	7,606
Galena Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	575	605
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	1,875	1,879
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2019, 4.00% 2049	1,200	1,376
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 1.30% 2035 (put 2021)	2,250	2,251
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.27% 2049 (put 2021)	1,000	1,000

186	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Bonds, Series 2013-B, 5.25% 2051 (preref. 2023)	$12,845	$14,276
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Bonds, Series 2013-B, 5.00% 2053 (preref. 2023)	23,120	25,570
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Ref. Bonds, Series 2020-C, 4.00% 2045	10,000	11,910
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	1,645	1,671
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	1,000	1,001
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 4.00% 2023	445	457
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2033	1,560	1,635
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-B, 7.00% 2043 (preref. 2023)	550	602
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2016, 5.00% 2048	16,455	18,317
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2023	385	419
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2024	2,230	2,574
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2024	1,250	1,416
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2025	2,800	3,224
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-A, 5.00% 2025	1,000	1,195
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-A, 5.00% 2026	2,500	3,078
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2027	2,800	3,220
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2016-A, 5.00% 2046	11,125	13,118
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2015, 5.00% 2027	1,575	1,857
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2015, 5.00% 2028	1,000	1,173
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2015, 5.00% 2032	1,000	1,166
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-A, 3.00% 2039	5,000	5,500
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-B, 5.00% 2041 (put 2024)	9,610	11,038
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2021-A, 4.00% 2047	11,500	13,876
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2013-A, 4.00% 2035	2,955	3,107
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2020-A, 4.30% 2040	7,575	9,156
County of Harris, Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2012-A, 5.00% 2023 (preref. 2022)	1,000	1,063
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	2,140	2,141
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2027	3,100	3,924
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2028	2,600	3,285
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2030	1,820	2,283
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2031	1,250	1,562
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2033	3,675	4,581
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 4.00% 2035	14,045	16,354

American Funds Tax-Exempt Funds	187

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Harris, Flood Control Dist., Contract Tax Rev. Ref. Bonds, Series 2019-A, 5.00% 2022	$5,000	$5,287
County of Harris, Health Facs. Dev. Corp., Hospital Rev. Ref. Bonds (Houston Methodist Hospital), Series 2015, 5.00% 2045	7,600	8,710
County of Harris, Health Facs. Dev. Corp., Rev. Ref. Bonds (CHRISTUS Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.18% 2031[2]	16,925	16,925
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2011-A, 5.00% 2036 (preref. 2021)	7,000	7,085
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2019-A, 5.00% 2036	2,785	3,640
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2019-A, 5.00% 2037	3,170	4,132
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2028	1,500	1,686
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2053	1,350	1,517
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 3.125% 2056	1,000	1,083
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2024	2,000	2,292
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2031	5,000	6,286
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2032	4,640	5,833
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2033	2,000	2,514
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2043	3,000	3,735
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 4.00% 2048	19,000	22,049
County of Harris, Toll Road Rev. Ref. Bonds, Series 2012-B, (SIFMA Municipal Swap Index + 0.45%) 1.45% 2021	14,025	14,032
County of Harris, Toll Road Rev. Ref. Bonds, Series 2012-C, 4.00% 2033	3,150	3,264
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2033	1,220	1,481
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2041	2,000	2,387
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2047	7,300	8,650
County of Harris, Unlimited Tax Rev. Ref. Bonds, Series 2019-A, 5.00% 2021	3,485	3,513
County of Henderson, Malakoff Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 3.00% 2034	2,505	2,905
County of Henderson, Malakoff Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 3.00% 2035	2,580	2,965
County of Henderson, Malakoff Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 3.00% 2036	2,655	3,021
County of Hidalgo, Drainage Dist. No. 1, Unlimited Tax Improvement Bonds, Series 2019, 5.00% 2032	1,900	2,368
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	2,835	2,836
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	5,625	5,636
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2019-A, 4.75% 2049	6,845	7,707
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	7,800	8,659
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	3,970	4,423
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	7,490	8,526
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	8,115	9,046
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	1,905	1,908
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-B, 5.00% 2028	1,700	2,193
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-B, 5.00% 2029	7,505	9,628
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-B, 5.00% 2030	3,825	4,882
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2022	1,000	1,045
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-B, 5.00% 2031	5,305	5,542
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2033	1,000	1,272
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2034	2,270	2,879
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2035	2,000	2,533
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2036	8,000	10,110
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2037	2,500	3,152
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2029	2,225	2,939
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2038	2,500	3,147
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 4.00% 2031	8,750	10,236
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2034	5,280	6,493
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2035	12,500	15,364
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	5,700	6,999
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2014-C, 5.00% 2025	4,080	4,635
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2030	1,850	2,385
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2030	1,000	1,362
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2032	2,000	2,573
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2020-A, 5.00% 2033	6,245	8,423
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2035	3,900	5,009

188	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	$20,000	$23,553
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2036	5,420	6,959
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2038	10,000	12,801
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2039	3,475	4,439
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. and Rev. Ref. Bonds, Series 2019, 5.00% 2024	1,640	1,869
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2022	65	68
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2023	65	70
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2024	55	61
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2025	45	51
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2026	80	93
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2027	235	278
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2028	115	138
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2029	160	195
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2030	165	203
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2031	265	330
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2028	3,060	3,614
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2029	1,000	1,181
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2030	1,000	1,181
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	1,555	1,834
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2032	1,000	1,179
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	2,780	2,783
City of Houston, Water and Sewer System Rev. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2028	16,525	15,360
City of Houston, Water and Sewer System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2028 (escrowed to maturity)	1,300	1,219
Houston Independent School Dist., Limited Tax Rev. Ref. Bonds, Series 2012, 4.00% 2029 (put 2023)	1,615	1,727
Houston Independent School Dist., Limited Tax Schoolhouse and Rev. Ref. Bonds, Series 2017, 5.00% 2024	1,010	1,135
Houston Independent School Dist., Limited Tax Schoolhouse Bonds, Series 2017, 5.00% 2034	2,000	2,464
Houston Independent School Dist., Limited Tax Schoolhouse Bonds, Series 2014-A-1B, 2.25% 2037 (put 2022)	21,000	21,353
Houston Independent School Dist., Limited Tax Schoolhouse Bonds, Series 2014-A-2, 2.25% 2039 (put 2022)	3,040	3,091
Houston Independent School Dist., Limited Tax Schoolhouse Rev. Ref. Bonds, Series 2017, 5.00% 2042	2,110	2,570
Humble Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-B, 5.00% 2027	7,000	8,421
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2024	1,200	1,376
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-B, (SIFMA Municipal Swap Index + 1.11%) 1.12% 2044 (put 2023)[2]	475	477
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2021	50	50
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	100	104
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	150	162
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	125	155
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2032	300	370
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	300	368
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2043	1,750	2,102
Jarrell Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2043	3,000	3,637
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2033	345	419
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2034	360	436
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2035	375	453

American Funds Tax-Exempt Funds	189

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2036	$780	$940
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2037	810	974
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2038	845	1,014
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2039	880	1,053
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2040	615	735
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2033	310	377
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2034	500	606
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2035	300	363
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2036	440	530
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2037	655	788
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2038	610	732
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2039	895	1,071
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2040	750	896
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2045	1,500	1,775
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2023	1,000	1,092
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2030	1,000	1,149
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2035	3,080	3,504
Klein Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-A, 4.00% 2038	2,080	2,334
Laredo Unified School Dist., Unlimited Tax School Building Bonds, Series 2018, 5.00% 2036	1,205	1,491
Leander Independent School Dist., Unlimited Tax School Building Bonds, Capital Appreciation Bonds, Series 2014-C, 0% 2037 (preref. 2024)	1,175	596
Leander Independent School Dist., Unlimited Tax School Building Bonds, Capital Appreciation Bonds, Series 2014-C, 0% 2043 (preref. 2024)	14,860	5,385
Lewisville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 4.00% 2036	3,000	3,645
Lone Star College System, Limited Tax G.O. Bonds, Series 2017-A, 5.00% 2032	1,000	1,229
Los Fresnos Consolidated Independent School Dist., Unlimited Tax School Buildings Bonds, Series 2021, 4.00% 2051	1,000	1,199
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2015-D, 5.00% 2029	2,150	2,515
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2015-D, 5.00% 2031	3,000	3,506
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2036	2,000	2,617
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2037	2,000	2,610
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2038	2,000	2,604
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2040	4,415	5,703
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2015, 5.00% 2024	880	995
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2025	750	849
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2013, 5.00% 2026	5,000	5,190
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2013-A, 5.00% 2027	3,500	3,794
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2027	1,000	1,215
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2029	1,525	1,843
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2030	2,500	3,254
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2031	2,000	2,598
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2031	1,000	1,290
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2032	4,700	5,936
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2032	2,000	2,594
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2032	1,000	1,297
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2033	1,250	1,575

190	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2033	$1,000	$1,319
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 4.00% 2034	1,300	1,472
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2034	1,500	1,931
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2034	1,240	1,558
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 4.00% 2035	850	960
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2013-A, 5.00% 2036	6,000	6,487
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2036	1,000	1,309
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2036	1,000	1,248
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2037	3,000	3,735
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2037	1,000	1,305
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2037	1,000	1,275
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2038	1,585	2,064
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2038	1,000	1,212
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2039	1,565	2,033
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2039	1,000	1,209
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2040	2,000	2,584
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2015, 5.00% 2040	1,500	1,734
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2040	810	1,027
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2043	3,250	4,002
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2015, 5.00% 2045	5,000	5,747
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2045	2,250	2,825
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2045	1,000	1,276
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2046	4,000	4,712
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019-A, 4.00% 2049	5,000	5,647
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2050	7,500	9,513
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2012, 3.00% 2036	2,850	3,217
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2012, 3.00% 2037	2,920	3,289
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2012, 3.00% 2038	6,015	6,754
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2039	3,955	4,813
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2012, 2.50% 2042	1,150	1,150
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (AEP Texas Central Co. Project), Series 2005-A, AMBAC insured, 4.40% 2030	3,475	4,277
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (Central Power and Light Co. Project), Series 2001-A, 2.60% 2029	1,675	1,821
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	3,675	3,677
Mesquite Independent School Dist., Unlimited Tax School Building Bonds, Series 2017-B, 5.00% 2042	4,475	5,329

American Funds Tax-Exempt Funds	191

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Montgomery Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2015, 4.00% 2045	$13,500	$14,847
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2006-A, 5.25% 2021	1,000	1,019
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	18,245	21,514
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-B, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2027[2]	9,600	9,666
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-A, (3-month USD-LIBOR + 0.87%) 0.949% 2027[2]	15,585	15,832
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2027	7,270	9,126
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2028	9,800	12,589
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2029	6,000	7,868
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2030	9,500	12,686
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2031	12,010	16,298
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2032	15,035	20,708
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2030	1,000	1,097
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2032	1,565	1,705
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2034	1,250	1,353
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2038	1,000	1,074
Nacogdoches Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2049	2,610	3,249
City of New Braunfels, Utility System Rev. Ref. Bonds, Series 2021, 4.00% 2051	4,000	4,686
New Caney Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 1.25% 2050 (put 2024)	1,660	1,705
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 4.00% 2033	3,000	3,473
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 4.00% 2036	10,000	11,515
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 4.00% 2037	10,000	11,491
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 5.00% 2047	16,070	19,656
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 2.10% 2023	85	86
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2036	350	387
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2046	200	219
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2043	1,000	1,056
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2049	1,550	1,631
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2025	1,050	1,225
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2026	1,000	1,160
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2031	1,615	1,842
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2040	4,300	4,830
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2021, 4.00% 2049	1,550	1,775
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2021, 4.00% 2055	1,500	1,707
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2030 (preref. 2027)	1,150	1,429
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2031 (preref. 2027)	170	211

192	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2037 (preref. 2027)	$1,500	$1,864
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2042 (preref. 2027)	875	1,087
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville II, LLC - Tarleton State University Project), Series 2014-A, 5.00% 2046	1,500	1,677
North Central Texas Health Facs. Dev. Corp., Hospital Rev. Ref. Bonds (Children’s Medical Center of Dallas Project), Series 2012, 5.00% 2032 (preref. 2022)	3,000	3,151
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	1,495	1,498
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2007, 5.25% 2026	4,655	5,671
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2007, 5.25% 2032	7,800	11,036
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2019-A, 4.00% 2044	2,500	2,990
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2019-A, 4.00% 2058	2,775	3,267
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,100	2,580
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2033	2,700	3,311
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,250	1,531
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 4.00% 2041	15,790	17,578
North Lamar Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2046	1,010	1,219
North Lamar Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2048	1,765	2,130
North Lamar Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2051	2,000	2,408
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2035	500	559
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2036	470	524
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2039	1,245	1,376
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2040	1,265	1,395
North Texas Tollway Auth., Special Projects System Rev. Bonds, Series 2011-D, 5.00% 2031 (preref. 2021)	6,500	6,525
North Texas Tollway Auth., Special Projects System Rev. Bonds, Series 2011-A, 5.50% 2041 (preref. 2021)	18,515	18,592
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2033	1,440	1,753
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2034	2,000	2,434
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2021-B, 4.00% 2035	1,200	1,481
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2035	2,245	2,733
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2036	2,500	3,036
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2037	3,000	3,637
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2038	10,000	12,413
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2043	34,970	43,096
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-B, 5.00% 2048	2,700	3,245
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2038	2,500	3,046
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2039	2,500	3,036
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2040	2,000	2,422
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2041	2,000	2,413
North Texas Tollway Auth., System Rev. Bonds, Series 2011-D, 5.00% 2028 (preref. 2021)	6,250	6,274
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	4,500	5,154
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	4,000	4,579
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2036	1,000	1,188
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2038	1,500	1,715
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2039	8,905	10,568
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-B, 5.00% 2040	7,200	7,675
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2012-B, 5.25% 2052	8,435	8,614
North Texas Tollway Auth., System Rev. Ref. First Tier Bonds, Series 2020-A, 3.00% 2037	18,005	19,730
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2013, 5.00% 2043	7,000	7,606
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	5,250	5,297
County of Nueces, Limited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2034	1,250	1,522
County of Nueces, Limited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2035	650	790
County of Nueces, Limited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2039	1,800	2,161
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	8,610	8,642
City of Olmos Park, Higher Education Facs. Corp., Higher Education Rev. Improvement and Ref. Bonds (University of the Incarnate Word Project), Series 2012, 5.00% 2026 (preref. 2022)	2,075	2,207
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-B, 1.50% 2050 (put 2023)	6,000	6,127
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2049	1,250	1,579
Public Fin. Auth., Rev. Fncg. System Bonds (Texas Southern University), Series 2016, BAM insured, 4.00% 2033	665	747

American Funds Tax-Exempt Funds	193

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Rankin Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 4.00% 2044	$1,090	$1,202
Red River Education Fin. Corp., Higher Education Rev. Bonds (St. Edward’s University Project), Series 2016, 4.00% 2041	1,640	1,816
Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2042	5,000	5,895
City of Rio Grande, Consolidated Independent School Dist., Unlimited Tax School Buildings Bonds, Series 2021, 4.00% 2051	1,135	1,385
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2023	100	107
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 4.00% 2034	325	390
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2022	1,225	1,289
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2023	1,980	2,184
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2027	1,920	2,446
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015, 3.00% 2027	6,900	7,668
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015, 3.00% 2028	5,000	5,530
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015-D, 1.125% 2045 (put 2026)	9,750	9,996
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	6,070	6,513
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2016, 5.00% 2026	2,500	3,014
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2016, 5.00% 2029	10,000	12,151
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2038	1,750	2,322
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2039	2,000	2,645
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2040	2,465	3,251
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2041	2,000	2,629
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018-A, 5.00% 2044	4,000	5,012
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018-A, 5.00% 2048	5,180	6,482
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2020, 5.00% 2045	1,600	2,050
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2046	27,150	35,199
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	5,000	5,165
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2049	26,000	33,534
City of San Antonio, General Improvement Bonds, Series 2011, 5.00% 2024 (preref. 2021)	1,500	1,500
City of San Antonio, General Improvement Bonds, Series 2011, 5.00% 2027 (preref. 2021)	1,235	1,235
San Jacinto Community College Dist., G.O. Building and Rev. Ref. Bonds, Series 2021, 4.00% 2046	5,000	6,019
San Jacinto Community College Dist., G.O. Building Bonds, Series 2016-A, 4.00% 2046	2,500	2,792
South San Antonio Independent School Dist., Unlimited Tax School Building Bonds, Series 2005, 5.50% 2030	7,510	9,949
Southwest Houston Redev. Auth., Tax Increment Contract Rev. Bonds, Series 2020, Assured Guaranty Municipal insured, 4.00% 2035	465	541
Southwest Houston Redev. Auth., Tax Increment Contract Rev. Bonds, Series 2020, Assured Guaranty Municipal insured, 4.00% 2037	775	898
Spring Branch Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2019, 5.00% 2022	1,500	1,537
Spring Branch Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2019, 5.00% 2023	1,200	1,288
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2037	2,500	3,010
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2038	2,500	3,000
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	1,545	1,848
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	1,250	1,495
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2040	1,490	1,777
County of Tarrant, Cultural Education Facs. Fin. Corp., Health Resources System Rev. Bonds, Series 2015-A, 4.25% 2052	1,000	1,116
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2031	1,000	1,206
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2032	2,250	2,710
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2037	3,250	3,874
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 5.00% 2032	3,000	3,932
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 5.00% 2033	1,800	2,352
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 4.00% 2045	5,000	5,908

194	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Baylor Health Care System Project), Series 2011-A, 5.00% 2030	$3,000	$3,042
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Baylor Scott & White Health Project), Series 2013-A, 5.00% 2033	1,000	1,099
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 4.00% 2031	6,315	6,767
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2023	1,530	1,670
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2030	4,480	5,088
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2035	1,500	1,688
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Ref. Bonds (Buckingham Senior Living Project), Series 2015-A, 5.25% 2035[4]	800	440
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Ref. Bonds (Buckingham Senior Living Project), Series 2015-A, 5.50% 2045[4]	2,125	1,169
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2016-E, 5.00% 2024	5,165	5,863
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2017-C, 5.00% 2033	1,000	1,239
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,500	1,743
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2029	5,250	6,503
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2032	6,030	7,771
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2035	1,145	1,398
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2036	1,180	1,437
Board of Regents of the Texas Tech University System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2015-A, 5.00% 2033	2,000	2,308
Tollway Auth., System Rev. Ref. Bonds, Series 2008-I, Assured Guaranty insured, 6.20% 2042 (preref. 2025)	5,000	6,014
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2030	1,055	1,189
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-B, 5.00% 2032	2,000	2,265
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2033	5,000	5,613
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2037	8,250	9,217
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-B, 5.00% 2037	4,000	4,509
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-B, 0% 2036	1,000	576
Transportation Commission, G.O. Mobility Fund Bonds, Series 2014-A, 5.00% 2044	4,000	4,610
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2038	850	467
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2039	950	494
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2040	800	393
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2041	1,425	662
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2043	2,185	910
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2044	2,850	1,121
County of Travis, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Montopolis Apartments), Series 2020, 0.40% 2041 (put 2024)	16,420	16,466
Trinity River Auth., Regional Wastewater System Rev. Ref. Bonds, Series 2020, 5.00% 2030	1,000	1,353
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2028	40,795	37,509
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2029	27,520	24,681
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2031	1,000	1,250
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2032	1,000	1,251
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	3,000	3,620

American Funds Tax-Exempt Funds	195

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2020-A, 3.00% 2030	$4,440	$5,089
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2031	3,040	3,841
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2032	2,185	2,753
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2033	2,000	2,514
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2036	2,000	2,497
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2037	1,800	2,243
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2038	2,100	2,612
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2039	2,125	2,638
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2044	9,000	11,080
Board of Regents of the University of Texas System, Rev. Fncg. System Bonds, Series 2016-E, 5.00% 2023	1,555	1,710
Board of Regents of the University of Texas System, Rev. Fncg. System Bonds, Series 2020-C, 5.00% 2031	5,500	7,644
Water Dev. Board, State Revolving Fund Rev. Bonds, Series 2020, 4.00% 2038	2,000	2,466
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2017-A, 5.00% 2028	2,000	2,546
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2015-A, 5.00% 2030	9,540	11,378
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2032	8,445	10,167
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2033	2,000	2,402
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2034	6,440	7,716
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2035	8,810	10,540
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2017-A, 4.00% 2036	10,000	11,875
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2036	5,100	6,087
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2037	15,000	17,863
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2038	4,000	4,752
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2015-A, 5.00% 2040	10,350	12,268
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2016, 5.00% 2046	10,000	12,112
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 5.00% 2049	5,000	6,348
West Harris County Regional Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2019, 4.00% 2045	1,000	1,187
West Travis County Public Utility Agcy., Rev. Ref. Bonds, Series 2017, BAM insured, 4.00% 2033	1,100	1,271
County of Wood, Central Hospital Dist., Hospital Rev. Bonds (East Texas Medical Center Quitman Project), Series 2011, 6.00% 2041 (preref. 2021)	3,295	3,342
		2,496,566

United States 0.32%
Freddie Mac, Multi Family Certs., Series 2015-M-033, 2.65% 2030	7,705	8,339
Freddie Mac, Multi Family Certs., Series 2018-M-042, Class A, (SIFMA Municipal Swap Index + 0.30%) 2.60% 2033[1]	23,495	23,495
Freddie Mac, Multi Family Certs., Series 2019-M-049, 3.05% 2034	3,965	4,403

196	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
United States (continued)
Freddie Mac, Multi Family Certs., Series 2018-M-046, 2.625% 2035[1]	$13,035	$13,035
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class AUS, 3.40% 2036	24,159	28,053
Freddie Mac, Multi Family Mortgage Bonds, Series 2021-ML-10, Class AUS, 2.032% 2038	12,100	12,776
		90,101

Utah 0.45%
Charter School Fin. Auth., Charter School Rev. Ref. Bonds (Early Light Academy), Series 2017, 5.00% 2037[1]	5,185	5,891
G.O. Bonds, Series 2013, 5.00% 2023 (preref. 2022)	2,800	2,926
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2010-B-1, 4.00% 2024	55	55
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2015-D-2, 4.00% 2045	5,360	5,770
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2037	4,260	5,245
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2038	4,430	5,440
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2039	4,510	5,524
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2040	4,795	5,860
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2041	4,820	5,875
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2017-B, 5.00% 2047	5,995	7,337
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2051	4,000	5,209
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018-A-1, 5.00% 2038	730	871
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018-A-1, 5.00% 2043	1,150	1,361
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018-A-1, 5.00% 2048	1,185	1,396
Transit Auth., Sales Tax Rev. and Rev. Ref. Bonds, Series 2007-A, National insured, 5.00% 2035	38,270	52,594
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2032	1,000	1,266
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2034	1,000	1,263
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2035	1,000	1,261
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2036	2,000	2,520
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2037	1,400	1,762
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2038	1,250	1,570
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2039	2,190	2,745
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2027	315	390
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2028	450	570
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2030	175	230
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2031	95	127
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2032	135	166
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2033	150	184
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2034	115	140
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2035	215	262
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2037	300	363
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2039	175	211
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2040	160	192
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2041	175	210
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2046	275	326
		127,112

American Funds Tax-Exempt Funds	197

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Vermont 0.06%
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-A, 5.00% 2031	$3,300	$3,967
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-A, 5.00% 2033	2,200	2,638
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-B, 5.00% 2039	1,750	2,083
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-B, 5.00% 2046	4,300	5,071
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2018-A, 4.00% 2048	2,925	3,180
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2017-D, 4.00% 2048	775	829
		17,768

Virginia 1.98%
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2030	260	303
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2045	4,000	4,550
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2050	2,000	2,271
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2037	1,700	2,229
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 4.00% 2045	3,335	3,974
County of Botetourt, Industrial Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Glebe, Inc.), Series 2014-A, 6.00% 2044	5,750	6,456
Capital Region Airport Commission, Airport Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	585	611
Capital Region Airport Commission, Airport Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	600	656
Capital Region Airport Commission, Airport Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	1,645	1,976
City of Chesapeake, Chesapeake Transportation System Toll Road Rev. Ref. Bonds, Series 2012-A, 5.00% 2047	2,525	2,639
City of Chesapeake, Chesapeake Transportation System Toll Road Rev. Ref. Bonds, Convertible Capital Appreciation Bonds, Series 2012-B, 0% 2040 (4.875% on 7/15/2023)[3]	2,000	2,213
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2019-A, 5.00% 2022	12,395	12,700
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2021-A, 3.00% 2041	6,455	7,139
College Building Auth., Educational Facs. Rev. Bonds (Washington and Lee University Project), Series 2001, 5.75% 2034	1,000	1,504
College Building Auth., Educational Facs. Rev. Ref. Bonds (21st Century College and Equipment Programs), Series 2017-E, 5.00% 2028	3,940	5,044
College Building Auth., Educational Facs. Rev. Ref. Bonds (21st Century College and Equipment Programs), Series 2017-E, 5.00% 2029	11,000	14,007
College Building Auth., Educational Facs. Rev. Ref. Bonds (21st Century College and Equipment Programs), Series 2017-E, 5.00% 2031	11,000	13,901
College Building Auth., Educational Facs. Rev. Ref. Bonds (Public Higher Education Fncg. Program), Series 2014-A, 5.00% 2025 (preref. 2024)	2,355	2,705
College Building Auth., Educational Facs. Rev. Ref. Bonds (Public Higher Education Fncg. Program), Series 2015-B, 5.00% 2026	900	1,071
College Building Auth., Educational Facs. Rev. Ref. Bonds (Public Higher Education Fncg. Program), Series 2015-B, 5.00% 2028	2,600	3,073
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. and Rev. Ref. Notes, Series 2017, 5.00% 2025	5,110	5,987
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. and Rev. Ref. Notes, Series 2017, 5.00% 2026	2,500	3,079
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. and Rev. Ref. Notes, Series 2017, 3.00% 2028	5,755	6,529
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. Notes, Series 2012-A, 5.00% 2027 (preref. 2022)	100	103
Commonwealth Transportation Board, Transportation Rev. Ref. Bonds, Series 2016-C, 5.00% 2025	2,000	2,358
County of Fairfax, Econ. Dev. Auth., Residential Care Facs. Mortgage Rev. Ref. Bonds (Goodwin House, Inc.), Series 2016-A, 5.00% 2036	2,925	3,321
County of Fairfax, Industrial Dev. Auth., Health Care Rev. Bonds (Inova Health System Project), Series 2012-A, 5.00% 2035	1,000	1,037
County of Fairfax, Industrial Dev. Auth., Health Care Rev. Bonds (Inova Health System Project), Series 2012-A, 5.00% 2040	2,000	2,074
County of Fairfax, Industrial Dev. Auth., Health Care Rev. Bonds (Inova Health System Project), Series 2018-B, 5.00% 2057 (put 2023)	15,175	16,480
County of Fairfax, Sewer Rev. Bonds, Series 2021, 5.00% 2046	7,750	10,419

198	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Fairfax, Sewer Rev. Ref. Bonds, Series 2021-B, 4.00% 2038	$1,225	$1,540
County of Fairfax, Water Auth., Water Rev. Ref. Bonds, Series 2005-B, 5.25% 2026	1,500	1,841
County of Fairfax, Water Auth., Water Rev. Ref. Bonds, Series 2012, 5.00% 2028	1,000	1,033
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2038	5,280	6,476
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2040	6,340	8,003
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2043	5,400	6,548
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2048	6,390	7,704
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2050	9,500	11,798
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2055	11,000	13,203
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2059	18,160	22,403
City of Fredericksburg, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2014, 5.00% 2031	500	557
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2025	1,800	2,126
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	3,520	4,153
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028	1,600	1,872
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,375	1,608
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	1,500	1,748
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2032	1,000	1,164
Hampton Roads Sanitation Dist., Wastewater Rev. Ref. Bonds, Series 2014-A, 5.00% 2025	4,000	4,566
County of Hanover, Econ. Dev. Auth., Multi Family Housing Rev. Bonds (Harbour Square Apartments), Series 2020, 0.31% 2023 (put 2022)	1,000	1,001
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Covenant Woods), Series 2012-A, 4.50% 2030	2,790	2,870
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2012-A, 5.00% 2042	2,125	2,187
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2034	6,150	6,851
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2017-C, 5.00% 2047	750	885
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (United Methodist Homes), Series 2012, 5.00% 2022	655	679
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (United Methodist Homes), Series 2012, 5.00% 2023	860	891
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2026	1,210	1,408
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2027	995	1,153
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2029	750	864
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2030	810	930
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2031	820	939
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2037	2,725	3,101
County of Henrico, Water and Sewer System Rev. Ref. Bonds, Series 2013, 5.00% 2023	945	1,027
County of Henrico, Water and Sewer System Rev. Ref. Bonds, Series 2013, 5.00% 2024	1,000	1,086
County of Loudoun, G.O. Public Improvement Bonds, Series 2021-A, 3.00% 2033	6,245	7,222
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-B, 0.75% 2035 (put 2025)	10,875	10,972
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-A, 1.80% 2035 (put 2022)	1,650	1,667
New River Valley Regional Jail Auth., Regional Jail Fac. Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,000	2,448
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 5.00% 2024	160	183

American Funds Tax-Exempt Funds	199

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 5.00% 2038	$2,500	$2,857
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Bonds, Series 2017-A, 5.00% 2046[1]	15,250	17,827
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Ref. Bonds (Custodial Receipts), Series 2015, 5.33% 2045[1]	41,100	46,660
City of Norfolk, Econ. Dev. Auth., Health Care Facs. Rev. Ref. Bonds (Sentara Healthcare), Series 2012-B, 5.00% 2036	1,865	1,971
City of Norfolk, Econ. Dev. Auth., Health Care Facs. Rev. Ref. Bonds (Sentara Healthcare), Series 2012-B, 5.00% 2043	1,500	1,583
City of Norfolk, Water Rev. Bonds, Series 2015-A, 5.25% 2044	2,000	2,309
County of Prince William, Gateway Community Dev. Auth., Special Assessment Rev. Ref. Bonds, Series 2012, 5.00% 2030	1,500	1,513
County of Prince William, Heritage Hunt Commercial Community Dev. Auth., Special Assessment Bonds, Series 1999-B, 7.00% 2029	490	491
County of Prince William, Industrial Dev. Auth., Health Care Facs. Rev. and Rev. Ref. Bonds (Novant Health Obligated Group - Prince William Hospital), Series 2013-B, 5.00% 2024 (preref. 2022)	850	902
County of Prince William, Industrial Dev. Auth., Health Care Facs. Rev. and Rev. Ref. Bonds (Novant Health Obligated Group - Prince William Hospital), Series 2013-B, 5.00% 2025 (preref. 2022)	900	955
County of Prince William, Industrial Dev. Auth., Health Care Facs. Rev. and Rev. Ref. Bonds (Novant Health Obligated Group - Prince William Hospital), Series 2013-B, 5.00% 2046 (preref. 2022)	1,000	1,061
Public Building Auth., Public Facs. Rev. Bonds, Series 2015-B, 5.00% 2026	1,140	1,356
Public Building Auth., Public Facs. Rev. Bonds, Series 2014-A, 5.00% 2027 (preref. 2024)	2,000	2,290
Public Building Auth., Public Facs. Rev. Bonds, Series 2020-A, 4.00% 2040	1,690	2,079
Public School Auth., School Fncg. Rev. Ref. Bonds (1997 Resolution), Series 2015-A, 5.00% 2026	2,000	2,380
Public School Auth., School Fncg. Rev. Ref. Bonds (1997 Resolution), Series 2015-A, 5.00% 2028	2,000	2,375
Rappahannock Regional Jail Auth., Fac. Capital Improvement Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2030 (preref. 2025)	1,750	2,088
Rappahannock Regional Jail Auth., Fac. Capital Improvement Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2031 (preref. 2025)	2,000	2,387
Rappahannock Regional Jail Auth., Fac. Capital Improvement Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2032 (preref. 2025)	2,250	2,685
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2011-A, 5.00% 2024 (preref. 2021)	1,405	1,422
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2011-A, 5.00% 2024	45	45
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2011-B, 5.00% 2027 (preref. 2021)	1,985	2,009
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2014-B, 5.00% 2027	870	1,006
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2014-B, 5.00% 2027 (preref. 2024)	130	150
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2011-B, 5.00% 2027	15	15
City of Richmond, Public Utility Rev. and Rev. Ref. Bonds, Series 2013-A, 5.00% 2027 (preref. 2023)	1,000	1,072
City of Richmond, Public Utility Rev. Bonds, Series 2020-A, 4.00% 2050	3,000	3,589
City of Roanoke, Econ. Dev. Auth., Hospital Rev. Bonds (Carilion Health System Obligated Group), Series 2020-A, 4.00% 2051	5,915	7,010
County of Rockingham, Econ. Dev. Auth., Residential Care Facs. Rev. Bonds (Sunnyside Presbyterian Home), Series 2020-A, 5.00% 2039	3,000	3,776
Small Business Fncg. Auth., Health Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2049	18,200	21,496
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2032	2,500	2,709
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2037	2,105	2,275
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2042	2,960	3,185
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2047	5,000	5,370
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2052	5,000	5,365
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2033	2,665	3,295
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2034	1,325	1,635
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2035	1,610	1,983
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2038	3,000	3,453
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2045	11,630	13,233
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2051	20,835	23,632
City of Spotsylvania, Water and Sewer System Rev. Ref. Bonds, Series 2015, 5.00% 2026	3,000	3,546

200	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2032	$1,500	$1,776
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2033	750	886
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2035	1,000	1,178
Rector and Visitors of the University of Virginia, General Rev. Ref. Pledge Bonds, Series 2011, 5.00% 2030 (preref. 2021)	1,000	1,004
Rector and Visitors of the University of Virginia, General Rev. Ref. Pledge Bonds, Series 2011, 5.00% 2031 (preref. 2021)	1,000	1,004
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 5.00% 2027	2,485	2,945
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 5.00% 2028	10,000	11,852
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 4.00% 2033	2,630	3,015
Western Virginia Regional Jail Auth., Regional Jail Fac. Rev. Ref. Bonds, Series 2015, 5.00% 2025	1,115	1,327
City of Winchester, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Valley Health System Obligated Group), Series 2015, 5.00% 2035	1,000	1,173
City of Winchester, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Valley Health System Obligated Group), Series 2014-A, 5.00% 2044 (preref. 2024)	3,000	3,345
City of Winchester, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Valley Health System Obligated Group), Series 2015, 5.00% 2044	2,000	2,326
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2009-A, 0.75% 2040 (put 2025)	21,800	22,109
County of York, Econ. Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2009-A, 1.90% 2033 (put 2023)	6,750	6,919
		555,015

Washington 1.95%
Bethel School Dist. No. 403, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2020, 4.00% 2025	420	486
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Green Bonds, Series 2016-S-1, 5.00% 2031	1,000	1,225
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Green Bonds, Series 2016-S-1, 5.00% 2033	1,305	1,595
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Green Bonds, Series 2016-S-1, 5.00% 2036	3,000	3,645
Central Puget Sound Regional Transit Auth., Sales Tax Improvement and Rev. Ref. Green Bonds, Series 2015-S-1, 5.00% 2045	5,000	5,844
Central Puget Sound Regional Transit Auth., Sales Tax Improvement Green Bonds, Series 2015-S-2B, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2045 (put 2023)[2]	7,650	7,677
Certs. of Part., Series 2016-B, 5.00% 2022	2,090	2,184
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2010-B, 5.00% 2043	33,250	42,210
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2010-B, 5.00% 2048	14,980	19,075
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2058	11,705	14,863
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2058	8,970	11,254
Convention Center Public Facs. Dist., Lodging Tax Green Notes, Series 2021, 4.00% 2031	7,875	9,405
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 1), Series 2017-A, 5.00% 2028	10,000	12,576
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 1), Series 2015-C, National insured, 5.00% 2030	1,250	1,476
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 3), Series 2015-C, 5.00% 2026	1,500	1,772
Federal Highway Grant Anticipation Rev. Bonds (SR 520 Corridor Program), Series 2012-F, 5.00% 2023	5,110	5,378
G.O. Bonds, Series 2018-C, 5.00% 2026	4,525	5,466
G.O. Bonds, Series 2017-A, 5.00% 2036	5,000	6,073
G.O. Bonds, Series 2017-A, 5.00% 2037	5,000	6,065
G.O. Bonds, Series 2016-A-1, 5.00% 2040	4,750	5,562
G.O. Bonds, Series 2018-C, 5.00% 2041	2,000	2,496
G.O. Bonds, Series 2018-A, 5.00% 2041	780	971
G.O. Bonds, Series 2018-A, 5.00% 2042	9,635	11,976
G.O. Rev. Ref. Bonds, Series 2018-R-D, 5.00% 2026	8,750	10,745
G.O. Rev. Ref. Bonds, Series 2018-R-D, 5.00% 2027	6,500	8,231
G.O. Rev. Ref. Bonds, Series 2016-R-C, 4.00% 2028	2,000	2,071
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2033	4,000	4,892
G.O. Rev. Ref. Bonds, Series 2018-R-D, 5.00% 2035	3,000	3,748
County of Grant, Public Utility Dist. No. 2, Electric System Rev. Ref. Bonds, Series 2017-O, 5.00% 2042	3,275	4,023
County of Grant, Public Utility Dist. No. 2, Electric System Rev. Ref. Bonds, Series 2020-R, 2.00% 2044 (put 2025)	1,500	1,593

American Funds Tax-Exempt Funds	201

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Health Care Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-B-2, 5.00% 2049 (put 2025)	$10,000	$11,589
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2015, 5.00% 2026	1,500	1,757
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2015, 5.00% 2027	1,000	1,167
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2015, 5.00% 2033	1,500	1,723
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2017-B, (1-month USD-LIBOR x 0.67 + 1.10%) 1.16% 2042 (put 2022)[2]	5,750	5,764
Health Care Facs. Auth., Rev. Bonds (Kadlec Regional Medical Center), Series 2012, 5.00% 2032 (preref. 2021)	750	762
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2015-A, 5.00% 2031	2,335	2,754
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2015-A, 5.00% 2033	2,480	2,920
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2015-A, 5.00% 2034	2,565	3,018
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2017-B, 5.00% 2036	3,000	3,715
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2017-B, 5.00% 2037	2,000	2,472
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2017-B, 4.00% 2041	5,000	5,764
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2012-A, 4.00% 2046	110	114
Health Care Facs. Auth., Rev. Bonds (Overlake Hospital Medical Center), Series 2017-A, 5.00% 2036	1,000	1,237
Health Care Facs. Auth., Rev. Bonds (Overlake Hospital Medical Center), Series 2017-A, 5.00% 2042	1,000	1,224
Health Care Facs. Auth., Rev. Bonds (Providence Health & Services), Series 2015-A, 4.00% 2045	505	564
Health Care Facs. Auth., Rev. Bonds (Seattle Cancer Care Alliance), Series 2021, 4.00% 2040[1]	920	1,120
Health Care Facs. Auth., Rev. Bonds (Seattle Cancer Care Alliance), Series 2021, 4.00% 2045[1]	1,200	1,444
Health Care Facs. Auth., Rev. Bonds (Seattle Cancer Care Alliance), Series 2021, 4.00% 2048[1]	870	1,044
Health Care Facs. Auth., Rev. Bonds (Seattle Children’s Hospital), Series 2017-A, 5.00% 2047	5,315	6,476
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2032	3,000	3,593
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2033	1,000	1,195
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2036	2,965	3,525
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Association), Series 2016, 5.00% 2031	4,625	5,434
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Association), Series 2016, 5.00% 2036	870	1,014
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Association), Series 2016, 5.00% 2041	645	746
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Association), Series 2015, 5.00% 2028	1,500	1,743
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Association), Series 2015, 5.00% 2029	1,750	2,025
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Association), Series 2015, 5.00% 2030	1,500	1,729
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Association), Series 2015, 5.00% 2039	6,575	7,472
Health Care Facs. Auth., Rev. Ref. Bonds (PeaceHealth), Series 2014-A, 5.00% 2027	795	899
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2012-B, 5.00% 2042 (put 2021)	1,000	1,008
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2014-C, 5.00% 2044	5,060	5,764
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2028	2,000	2,593
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2029	3,500	4,506
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2030	4,000	5,128
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2031	2,500	3,194
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2032	3,000	3,828
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2033	3,000	3,822
Health Care Facs. Auth., Rev. Ref. Bonds (Seattle Children’s Hospital), Series 2015-B, 5.00% 2038	7,000	9,080
Higher Education Facs. Auth., Rev. Bonds (Gonzaga University Project), Series 2013-A, 5.25% 2043	9,765	10,484
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	2,585	2,591
Housing Fin. Commission, Municipal Certs., Series 2021-1, Class X, interest only, 0.725% 2035[7]	12,665	798
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	31,154	36,807
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2025[1]	240	276
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2027[1]	110	132
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2028[1]	250	298
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2029[1]	160	190
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Emerald Heights Project), Series 2013, 5.00% 2023	100	109
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Emerald Heights Project), Series 2013, 5.00% 2028	1,100	1,184
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2038[1]	2,300	2,682
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2043[1]	3,400	3,941
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2048[1]	4,300	4,966

202	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.375% 2044[1]	$15,880	$17,923
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.50% 2049[1]	6,000	6,779
Housing Fin. Commission, Single Family Program Bonds, Series 2015-1-N, 3.45% 2030	1,165	1,229
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 3.60% 2032	815	858
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 3.375% 2034	1,250	1,369
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 2.45% 2035	1,400	1,471
Housing Fin. Commission, Single Family Program Bonds, Series 2014-1-N, 3.00% 2037	15	15
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 2.65% 2040	1,750	1,845
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 2.80% 2043	1,000	1,053
Housing Fin. Commission, Single Family Program Bonds, Series 2017-2-N, 3.50% 2047	1,670	1,780
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047	485	520
Housing Fin. Commission, Single Family Program Bonds, Series 2021-1-N, 3.00% 2049	6,320	6,977
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	6,945	7,672
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-A, 5.00% 2032[1]	1,000	1,205
County of King, Sewer Rev. Ref. Bonds, Series 2017, 5.00% 2033	2,500	3,093
County of King, Sewer Rev. Ref. Bonds, Series 2017, 5.00% 2034	2,625	3,241
County of King, Sewer Rev. Ref. Bonds, Series 2015, 5.00% 2040	5,050	5,773
Motor Vehicle Fuel Tax G.O. Bonds, Series 2014-B, 5.00% 2031	2,330	2,552
Motor Vehicle Fuel Tax G.O. Bonds, Series 2017-B, 5.00% 2036	5,000	6,073
Motor Vehicle Fuel Tax G.O. Bonds, Series 2017-B, 5.00% 2040	5,000	6,043
Motor Vehicle Fuel Tax G.O. Rev. Ref. Bonds, Series R-2013-B, 5.00% 2025	3,000	3,133
Motor Vehicle Fuel Tax G.O. Rev. Ref. Bonds, Series R-2021-A, 5.00% 2026	2,300	2,809
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	2,040	2,046
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	300	303
City of Seattle, Municipal Light and Power Improvement Rev. Bonds, Series 2019-A, 5.00% 2045	1,125	1,427
City of Seattle, Municipal Light and Power Improvement Rev. Bonds, Series 2019-A, 5.00% 2049	1,710	2,162
City of Seattle, Municipal Light and Power Improvement Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	5,000	5,122
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-B-2, (SIFMA Municipal Swap Index + 0.29%) 0.31% 2045 (put 2021)[2]	12,500	12,501
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.51% 2046 (put 2023)[2]	8,000	8,026
County of Snohomish, Public Utility Dist. No. 1, Electric System Rev. Bonds, Series 2021-A, 5.00% 2046	5,000	6,658
County of Snohomish, Public Utility Dist. No. 1, Electric System Rev. Bonds, Series 2021-A, 5.00% 2051	9,000	11,926
Tacoma School Dist. No. 10, Unlimited Tax G.O. Bonds, Series 2020-B, 4.00% 2041	3,205	3,940
University of Washington, General Rev. Ref. Bonds, Series 2020-C, 5.00% 2023	1,500	1,623
University of Washington, General Rev. Ref. Bonds, Series 2020-C, 5.00% 2032	1,450	1,935
University of Washington, General Rev. Ref. Bonds, Series 2020-C, 5.00% 2033	1,000	1,330
		546,373

West Virginia 0.33%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2009-A, 2.625% 2042	7,325	7,470
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Appalachian Power Co. - Amos Project), Series 2015-A, 2.55% 2040 (put 2024)	9,250	9,763
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Bonds (West Virginia United Health System Obligated Group), Series 2013-A, 5.50% 2044 (preref. 2023)	12,500	13,713
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Bonds (West Virginia University Health System Obligated Group), Series 2018-A, 5.00% 2052	1,000	1,220
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2035	1,430	1,787
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2036	1,500	1,869
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 4.00% 2037	6,510	7,518
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 4.00% 2038	1,375	1,585
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2043	7,940	9,763
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (West Virginia United Health System Obligated Group), Series 2016-A, 4.00% 2041	760	852

American Funds Tax-Exempt Funds	203

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
West Virginia (continued)
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	$1,940	$1,941
County of Mason, Pollution Control Rev. Bonds (Appalachian Power Co. Project), Series 2003-L, 2.75% 2022	8,560	8,802
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2021, 5.00% 2038	2,175	2,907
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2018, 5.00% 2043	975	1,215
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2021, 5.00% 2047	6,000	7,880
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2021, 4.00% 2051	10,985	13,190
		91,475

Wisconsin 1.62%
G.O. Bonds, Series 2015-A, 5.00% 2027	3,300	3,583
G.O. Rev. Ref. Bonds, Series 2012-2, 5.00% 2024 (preref. 2022)	1,065	1,104
G.O. Rev. Ref. Bonds, Series 2015-4, 5.00% 2026	5,670	6,545
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-2, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2054 (put 2022)[2]	28,895	28,930
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2054 (put 2023)[2]	8,250	8,273
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-4, (SIFMA Municipal Swap Index + 0.65%) 0.67% 2054 (put 2024)[2]	4,200	4,236
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-B, 5.00% 2054 (put 2024)	10,000	11,172
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2013-B, 5.00% 2036 (preref. 2023)	2,000	2,185
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2017, 5.00% 2042	3,380	4,092
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2017, 4.00% 2047	2,500	2,845
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 4.00% 2035	10,200	11,760
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2035	8,710	10,494
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2036	5,470	6,582
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 4.00% 2039	18,395	21,120
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2039	9,750	11,686
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2016-A, 5.00% 2021	740	750
Health and Educational Facs. Auth., Rev. Bonds (Beloit Health System, Inc.), Series 2016, 5.00% 2041	1,590	1,873
Health and Educational Facs. Auth., Rev. Bonds (Children’s Hospital of Wisconsin, Inc.), Series 2017, 4.00% 2047	3,000	3,454
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[1]	3,495	4,112
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-A, 4.00% 2034	1,360	1,640
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-A, 4.00% 2035	1,000	1,203
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2046	5,150	6,006
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-B, 5.00% 2051 (put 2027)	4,035	4,882
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-B, 5.00% 2052 (put 2025)	3,445	3,919
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2036	3,870	4,902
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2037	3,500	4,423
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2044	27,200	33,814
Health and Educational Facs. Auth., Rev. Bonds (Rogers Memorial Hospital, Inc.), Series 2019-A, 5.00% 2038	1,000	1,191
Health and Educational Facs. Auth., Rev. Bonds (Rogers Memorial Hospital, Inc.), Series 2019-A, 5.00% 2049	2,580	3,042
Health and Educational Facs. Auth., Rev. Bonds (St. Camillus Health System, Inc.), Series 2019-A, 5.00% 2021	220	221
Health and Educational Facs. Auth., Rev. Bonds (The Medical College of Wisconsin, Inc.), Series 2016, 5.00% 2041	2,000	2,407
Health and Educational Facs. Auth., Rev. Bonds (ThedaCare, Inc.), Series 2015, 5.00% 2044	10,000	11,437
Health and Educational Facs. Auth., Rev. Ref. Bonds (Aurora Health Care, Inc.), Series 2013-A, 5.125% 2031 (preref. 2023)	1,750	1,896
Health and Educational Facs. Auth., Rev. Ref. Bonds (Gundersen Lutheran), Series 2011-A, 5.25% 2039	9,000	9,093
Health and Educational Facs. Auth., Rev. Ref. Bonds (Ministry Health Care, Inc.), Series 2012-C, 5.00% 2026 (preref. 2022)	30	32

204	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Health and Educational Facs. Auth., Rev. Ref. Bonds (Ministry Health Care, Inc.), Series 2012-C, 5.00% 2029 (preref. 2022)	$1,700	$1,786
Health and Educational Facs. Auth., Rev. Ref. Bonds (ProHealth Care, Inc. Obligated Group), Series 2015, 5.00% 2031	460	523
Health and Educational Facs. Auth., Rev. Ref. Bonds (ProHealth Care, Inc. Obligated Group), Series 2015, 5.00% 2033	500	567
Health and Educational Facs. Auth., Rev. Ref. Bonds (The Monroe Clinic, Inc.), Series 2016, 4.00% 2031 (preref. 2025)	450	515
Health and Educational Facs. Auth., Rev. Ref. Bonds (ThedaCare, Inc.), Series 2015, 5.00% 2039	920	1,054
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-A, 2.69% 2047	6,771	6,771
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-D, 4.00% 2047	11,135	12,229
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	13,785	14,901
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	7,930	8,547
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2019-A, 4.25% 2049	22,670	25,351
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	10,400	11,540
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2019-C, 3.75% 2050	29,405	32,476
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	2,460	2,718
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	715	716
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2019-A, 1.60% 2048 (put 2022)	1,750	1,756
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	560	561
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 5.00% 2040	1,000	1,290
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2046	500	586
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2051	2,925	3,412
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2056	3,440	3,987
Public Fin. Auth., Hospital Rev. Bonds (WakeMed), Series 2019-A, 5.00% 2044	3,000	3,709
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2031	3,115	3,709
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2032	3,250	3,862
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2040	11,585	13,620
Public Fin. Auth., Lease Dev. Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2041	4,850	5,727
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 4.00% 2024[1]	1,135	1,204
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2054[1]	1,500	1,727
Public Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-B, 5.00% 2028	2,595	3,202
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 5.00% 2035	1,000	1,192
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 4.00% 2046	1,000	1,115
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2040	3,975	4,877
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2045	1,530	1,858
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2050	1,000	1,136
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2055	1,250	1,416
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2058	2,000	2,419
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015, 5.25% 2047	1,000	1,112
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Wilmington, LLC - University of North Carolina Project), Series 2018, Assured Guaranty Municipal insured, 5.00% 2053	2,840	3,429
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Wilmington, LLC - University of North Carolina Project), Series 2018, Assured Guaranty Municipal insured, 5.00% 2058	9,850	11,871
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2034	1,125	1,388
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2044	1,915	2,305
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2049	1,250	1,497

American Funds Tax-Exempt Funds	205

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
City of Superior, Limited Obligation Rev. Ref. Bonds (Midwest Energy Resources Co. Project), Series 1991-E, FGIC-National insured, 6.90% 2021	$8,000	$8,000
University of Wisconsin, Hospitals and Clinics Auth., Rev. Bonds, Series 2013-A, 5.00% 2038	3,000	3,246
WPPI Energy, Power Supply System Rev. Ref. Bonds, Series 2013-A, 5.00% 2037	3,650	3,965
		453,776

Wyoming 0.02%
Community Dev. Auth., Housing Rev. Bonds, Series 2015-3, 3.00% 2044	95	99
Community Dev. Auth., Housing Rev. Bonds, Series 2015-6, 4.00% 2045	860	898
Community Dev. Auth., Housing Rev. Bonds, Series 2017-5, 4.00% 2046	3,130	3,391
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	1,445	1,629
		6,017

Total bonds, notes & other debt instruments (cost: $23,091,371,000)		24,859,631

Short-term securities 11.91%
Municipals 11.91%
Freddie Mac, Multi Family Certs., Series 2019-M-055, 0.23% 2028[1,2]	17,100	17,100
Freddie Mac, Multi Family Certs., Series 2007-M-012, 1.60% 2051 (put 2022)[3,8]	2,571	2,596
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1985, 0.04% 2025[2]	28,540	28,540
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1993-A, 0.02% 2033[2]	4,160	4,160
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (ExxonMobil Project), Series 2001, 0.04% 2029[2]	10,440	10,440
State of Arizona, Health Facs. Auth., Rev. Bonds (Banner Health), Series 2015-B, 0.03% 2046[2]	56,050	56,050
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.02% 2048[2]	38,800	38,800
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-A, 0.02% 2052[2]	40,730	40,730
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-B, 0.02% 2052[2]	9,650	9,650
State of Arizona, County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010, 0.12% 2029 (put 2021)[8]	16,500	16,501
State of California, Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-D-2, 0.01% 2047[2]	23,565	23,565
State of California, Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.01% 2053[2]	3,000	3,000
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-B, 0.02% 2035[2]	7,050	7,050
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.04% 2035[2]	10,190	10,190
State of California, G.O. Bonds, Series 2020, 0.01% 2048[2]	23,500	23,500
State of California, IAM Commercial Paper, Series 2021-A-2, 0.08% 9/1/2021	12,000	12,000
State of California, IAM Commercial Paper, Series 2021-A-6, 0.09% 9/1/2021	14,500	14,500
State of California, IAM Commercial Paper, Series 2021-A-1, 0.06% 9/15/2021	20,000	20,000
State of California, Irvine Ranch Water Dist. Nos. 105, 140, 240 and 250, Consolidated G.O. Bonds, Series 1993, 0.02% 2033[2]	10,100	10,100
State of California, Irvine Ranch Water Dist., Rev. Ref. Bonds, Series 2011-A-2, 0.05% 2037 (put 2022)[2,8]	7,100	7,100
State of California, Irvine Ranch Water Dist., Rev. Ref. Bonds, Series 2011-A-1, 0.06% 2037 (put 2022)[2,8]	2,645	2,645
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	265	264
State of California, City of Los Angeles, California Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	84,000	86,953
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-7, 0.02% 2035[2]	14,000	14,000
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-1, 0.02% 2035[2]	2,500	2,500
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2001-B-5, 0.01% 2034[2]	23,100	23,100
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.02% 2034[2]	13,100	13,100
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.02% 2050[2]	38,600	38,600

206	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.02% 2049[2]	$16,715	$16,715
State of California, City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2001-B, 0.01% 2035[2]	10,900	10,900
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.01% 2032[2]	4,085	4,085
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.01% 2037[2]	7,020	7,020
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.01% 2037[2]	2,545	2,545
State of California, Municipal Fin. Auth., Housing Rev. Bonds (Dino Papavaro Apartments Project), Series 2019, 0.30% 6/1/2022 (put 2021)[8]	15,745	15,687
State of California, Municipal Fin. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2005, 0.04% 2025[2]	4,550	4,550
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010, 0.15% 9/1/2021[8]	6,250	6,250
State of California, City of Pasadena, Demand Rev. Ref. Certs. of Part., Series 2008-A, 0.01% 2035[2]	19,820	19,820
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.02% 2042[2]	7,850	7,850
State of California, City of Riverside, Electric Rev. Ref. Bonds, Series 2011-A, 0.01% 2035[2]	13,000	13,000
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	20,000	20,353
State of California, Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2002, 0.04% 2024[2]	3,000	3,000
State of California, Statewide Communities Dev. Auth., Rev. IAM Commercial Paper (Kaiser Permanente), Series 2009-B-6, 0.12% 12/2/2021	11,050	11,050
State of California, City of Stockton, Public Fncg. Auth., Wastewater Bond Anticipation Notes, Series 2019, 1.40% 6/1/2022	2,000	2,003
State of California, Regents of the University of California, IAM Commercial Paper, Series 2021-A, 0.06% 10/1/2021	16,355	16,355
State of California, Regents of the University of California, IAM Commercial Paper, Series 2021-A, 0.06% 10/1/2021	4,194	4,194
State of California, Regents of the University of California, IAM Commercial Paper, Series 2021-A, 0.07% 10/1/2021	15,000	15,000
State of California, Dept. of Water Resources, Water Rev. IAM Commercial Paper, Series 2021-1, 0.08% 8/2/2021	12,000	12,000
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-A-2, 0.02% 2050[2]	20,630	20,630
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-B-1, 0.03% 2050[2]	4,500	4,500
State of Connecticut, Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2001-V-1, 0.01% 2036[2]	5,625	5,625
State of Connecticut, Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2001-V-2, 0.03% 2036[2]	1,765	1,765
District of Columbia, Housing Fin. Agcy., Collateralized Multi Family Housing Mortgage Rev. Bonds (Liberty Place Apartments Project), Series 2021, 0.25% 12/1/2021[1]	555	555
District of Columbia, Water and Sewer Auth., Public Utility Multimodal Rev. Bonds, Series 2014-B-1, 0.01% 2050[2]	5,700	5,700
State of Florida, Capital Facs. Fin. Agcy., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc.), Series 2010-A, 0.12% 2034 (put 2021)[8]	44,135	44,136
State of Florida, City of Gainesville, Utilities System Rev. Bonds, Series 2019-C, 0.02% 2047[2]	14,295	14,295
State of Idaho, Health Facs. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-ID, 0.10% 2048 (put 2021)[8]	16,500	16,500
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	45,000	46,195
State of Illinois, City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2021-B, 5.00% 12/1/2021	500	508
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.02% 2044[2]	29,150	29,150
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-B, Wells Fargo LOC, 0.02% 2044[2]	26,270	26,270
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-A, 0.02% 2044[2]	5,840	5,840
State of Illinois, Joliet Regional Port Dist., Marine Terminal Rev. Ref. Bonds (Exxon Project), Series 1989, 0.04% 2024[2]	19,100	19,100
State of Indiana, Bond Bank, Advance Funding Program Notes, Series 2021-A, 2.00% 1/10/2022	2,830	2,846

American Funds Tax-Exempt Funds	207

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.04% 2039[2]	$34,000	$34,000
State of Indiana, Fin. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2008-E-8, 0.02% 2033[2]	5,000	5,000
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-F, 0.02% 2041[2]	22,140	22,140
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-E, 0.03% 2041[2]	15,915	15,915
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.04% 2040[2]	62,395	62,395
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2011, 0.04% 2051[2]	4,570	4,570
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 1993, 0.04% 3/1/2022[2]	9,185	9,185
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2010-A, 0.04% 2035[2]	12,445	12,445
State of Louisiana, Louisiana Stadium and Exposition Dist., Bond Anticipation Notes, Series 2021, 4.00% 2023	1,440	1,523
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-B, 0.01% 2043[2]	5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-A, 0.02% 2043[2]	21,700	21,700
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008, 0.03% 2043[2]	30,500	30,500
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.01% 2049[2]	20,000	20,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.01% 2050[2]	22,000	22,000
State of Maryland, County of Montgomery, G.O. Bonds, Series 2017-E, 0.03% 2037[2]	37,420	37,420
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-B, 0.12% 9/1/2021	11,150	11,150
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-A, 0.07% 9/16/2021	40,000	40,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-A, 0.07% 9/16/2021	5,000	5,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-B, 0.07% 9/23/2021	35,000	35,000
State of Maryland, County of Montgomery, Rev. Bonds (Trinity Health Credit Group), Series 2013, 0.08% 2041 (put 2021)[8]	28,500	28,500
State of Massachusetts, G.O. Bonds (Central Artery/Ted Williams Tunnel Infrastructure Loan Act of 2000), Series 2000-B, 0.02% 2030[2]	3,500	3,500
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Harvard University Issue), Series 1999-R, 0.03% 2049[2]	8,960	8,960
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Partners Healthcare System Issue), Series 2007-C, Assured Guaranty Municipal insured, 0.04% 2042[2]	7,530	7,530
State of Massachusetts, Massachusetts Bay Transportation Auth., General Transportation System Bonds, Demand Obligations, Series 2000-A-2, 0.01% 2030[2]	21,220	21,220
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-A, 0.07% 8/18/2021	12,000	12,000
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-B, 0.08% 8/18/2021	20,000	20,000
State of Michigan, Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-1, 0.08% 2034 (put 2021)[8]	25,000	25,000
State of Michigan, Fin. Auth., State Aid Rev. Notes, Series 2020-A-2, 4.00% 8/20/2021	7,000	7,012
State of Michigan, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2016-E-2, 0.02% 2047[2]	15,500	15,500
State of Michigan, Board of Trustees of Michigan State University, IAM Commercial Paper, Series 2021-G, 0.09% 10/7/2021	2,910	2,910
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.02% 2042[2]	51,960	51,960
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2008-A, 0.02% 2038[2]	26,065	26,065
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.02% 2042[2]	10,450	10,450
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.01% 2038[2]	20,000	20,000
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2016, 0.01% 2047[2]	46,800	46,800
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-E, 0.03% 2030[2]	11,155	11,155
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2007-A, 0.04% 2030[2]	24,500	24,500
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-J, 0.04% 2035[2]	22,100	22,100
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2011-E, 0.04% 2035[2]	20,700	20,700

208	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2011-F, 0.04% 2035[2]	$15,240	$15,240
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.02% 2041[2]	37,500	37,500
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[2]	5,200	5,200
State of New York, Dormitory Auth., Rev. IAM Commercial Paper, Series 2002-C, 0.08% 12/3/2021	7,600	7,600
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2018-C-2, 5.00% 9/1/2021	8,125	8,154
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2019-B-1, 5.00% 5/15/2022	2,025	2,099
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	6,800	6,919
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-1, 5.00% 2023	785	841
State of New York, New York City G.O. Bonds, Series 2008-C-4, Assured Guaranty Municipal insured, 0.17% 2027[2]	18,175	18,175
State of New York, New York City G.O. Bonds, Series 2006-E-2, 0.02% 2034[2]	25,215	25,215
State of New York, New York City G.O. Bonds, Series 2006-E-4, 0.02% 2034[2]	9,165	9,165
State of New York, New York City G.O. Bonds, Series 2005-E-3, 0.02% 2034[2]	5,630	5,630
State of New York, New York City G.O. Bonds, Series 2004-H-8, 0.02% 2034[2]	3,040	3,040
State of New York, New York City G.O. Bonds, Series 2008-L-3, 0.02% 2036[2]	24,425	24,425
State of New York, New York City G.O. Bonds, Series 2013-F-3, 0.02% 2042[2]	36,785	36,785
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[2]	6,995	6,995
State of New York, New York City G.O. Bonds, Series 2021-3, 0.12% 2042[2]	5,460	5,460
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2000-C, 0.03% 2033[2]	28,400	28,400
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2012-A-2, 0.02% 2044[2]	9,545	9,545
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2008-BB-2, 0.02% 2035[2]	41,775	41,775
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2007-CC-1, 0.03% 2038[2]	16,340	16,340
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.02% 2044[2]	39,175	39,175
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2013-AA-2, 0.02% 2046[2]	4,500	4,500
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.02% 2048[2]	39,270	39,270
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-6, 0.03% 2048[2]	30,555	30,555
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-BB-1, 0.02% 2049[2]	40,860	40,860
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-2, 0.03% 2050[2]	13,370	13,370
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 1999-A-1, 0.02% 2028[2]	32,700	32,700
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.02% 2041[2]	60,810	60,810
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2014-B-3, 0.02% 2042[2]	33,800	33,800
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-4, 0.03% 2042[2]	25,000	25,000
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-A-4, 0.04% 2043[2]	16,840	16,840
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-4, 0.02% 2045[2]	42,850	42,850
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-4, 0.03% 2045[2]	62,845	62,845
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-3, 0.03% 2045[2]	16,895	16,895
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-E-4, 0.03% 2045[2]	16,445	16,445
State of Ohio, County of Franklin, Rev. Bonds (CHE Trinity Health Credit Group), Series 2013, 0.10% 2046 (put 2021)[8]	11,000	11,000
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.02% 2039[2]	1,300	1,300
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.02% 2052[2]	30,800	30,800
State of Ohio, Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2013, 0.08% 2033[2]	27,820	27,820
State of Ohio, Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2015-B, 0.08% 2045[2]	2,400	2,400
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.02% 2048[2]	16,945	16,945

American Funds Tax-Exempt Funds	209

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Tennessee, City of Clarksville, Public Building Auth., Pooled Fncg. Rev. Bonds, Series 2003, Bank of America LOC, 0.03% 2033[2]	$2,710	$2,710
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2002, Bank of America LOC, 0.03% 2032[2]	2,875	2,875
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2008, Bank of America LOC, 0.03% 2038[2]	1,480	1,480
State of Texas, County of Alachua, Health Facs. Auth., Rev. IAM Commercial Paper (Shands Hospitals), Series 2008-A, 0.09% 9/8/2021	10,000	10,000
State of Texas, City of Dallas, Waterworks and Sewer System IAM Commercial Paper, Series 2021-F-1, 0.07% 8/23/2021	17,000	17,000
State of Texas, Gulf Coast Waste Disposal Auth., Pollution Control Rev. Ref. Bonds (Exxon Project), Series 1989, 0.01% 2024[2]	16,630	16,630
State of Texas, County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. IAM Commercial Paper, Series 2021-B-1, 0.13% 8/3/2021	50,000	50,000
State of Texas, County of Harris, IAM Commercial Paper, Series 2021-D, 0.09% 8/18/2021	6,581	6,581
State of Texas, County of Harris, IAM Commercial Paper, Series 2021-A-1, 0.09% 8/18/2021	1,900	1,900
State of Texas, County of Harris, IAM Commercial Paper, Series 2021-D, 0.08% 8/19/2021	12,545	12,545
State of Texas, County of Harris, IAM Commercial Paper, Series 2021-C, 0.08% 8/19/2021	500	500
State of Texas, County of Harris, Industrial Dev. Corp., Pollution Control Rev. Bonds (Exxon Project), Series 1984-A, 0.04% 2024[2]	20,300	20,300
State of Texas, County of Harris, Industrial Dev. Corp., Pollution Control Rev. Bonds (Exxon Project), Series 1984-A, 0.04% 2024[2]	5,400	5,400
State of Texas, County of Harris, Metropolitan Transit Auth., IAM Commercial Paper, Series 2021-A-1, 0.10% 10/1/2021	29,100	29,100
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.02% 2034[2]	25,000	25,000
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-A, 0.02% 2034[2]	5,000	5,000
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-G-2, 0.07% 8/5/2021	10,000	10,000
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-H-2, 0.07% 8/5/2021	8,750	8,750
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-D-2, 0.07% 8/19/2021	5,000	5,000
State of Texas, County of Jefferson, Port Arthur Navigation Dist., Pollution Control Rev. Ref. Bonds (Texaco, Inc. Project), Series 1994, 0.04% 2024[2]	22,900	22,900
State of Texas, Lower Neches Valley Auth. Industrial Dev. Corp., Rev. Bonds (ExxonMobil Project), Series 2011, 0.03% 2051[2]	18,265	18,265
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[8]	1,415	1,415
State of Texas, Port Arthur Navigation Dist. Industrial Dev. Corp., Rev. Bonds (Air Products Project), Series 2005, 0.02% 2040[2]	18,600	18,600
State of Texas, Tax and Rev. Anticipation Notes, Series 2020, 4.00% 8/26/2021	180,175	180,629
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/9/2021	20,000	20,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/2/2021	25,000	25,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/17/2021	10,700	10,700
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.09% 10/18/2021	15,000	15,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.08% 11/4/2021	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A-2, 0.13% 8/16/2021	15,000	15,000
State of Texas, Board of Regents of the University of Texas System, Rev. Ref. Bonds, Series 2007-B, 0.01% 2033[2]	33,300	33,300
State of Texas, Board of Regents of the University of Texas System, University Rev. IAM Commercial Paper, Series 2021-A, 0.12% 8/10/2021	25,000	25,000
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.02% 2036[2]	14,335	14,335
State of Virginia, County of Loudoun, Industrial Dev. Auth., Multi-Modal Rev. Bonds (Howard Hughes Medical Institute Issue), Series 2003-C, 0.02% 2038[2]	3,025	3,025
State of Wisconsin, IAM Commercial Paper, Series 2016-A-2, 0.14% 8/24/2021	25,000	25,000

210	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Wyoming, County of Lincoln, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.04% 2044[2]	$11,750	$11,750
State of Wyoming, County of Sublette, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.04% 2044[2]	14,775	14,775
State of Wyoming, County of Uinta, Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 1992, 0.04% 2022[2]	7,800	7,800

Total short-term securities (cost: $3,337,408,000)		3,337,479
Total investment securities 100.62% (cost: $26,428,779,000)		28,197,110
Other assets less liabilities (0.62%)		(174,385)

Net assets 100.00%		$28,022,725

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000) [9]	Value at 7/31/2021 (000) [10]	Unrealized depreciation at 7/31/2021 (000)
10 Year U.S. Treasury Note Futures	Short	1,077	September 2021	$(107,700)	$(144,806)	$(2,218)
10 Year Ultra U.S. Treasury Note Futures	Short	4,685	September 2021	(468,500)	(703,921)	(19,221)
						$(21,439)

[1]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $488,065,000, which represented 1.74% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Step bond; coupon rate may change at a later date.
[4]	Scheduled interest and/or principal payment was not received.
[5]	Valued under fair value procedures adopted by authority of the board of trustees. The total value of the security was $3,811,000, which represented .01% of the net assets of the fund.
[6]	Value determined using significant unobservable inputs.
[7]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[8]	For short-term securities, the mandatory put date is considered to be the maturity date.
[9]	Notional amount is calculated based on the number of contracts and notional contract size.
[10]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

See notes to financial statements.

American Funds Tax-Exempt Funds	211

American High-Income Municipal Bond Fund

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the lowest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated” category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 86.78%	Principal amount (000)	Value (000)
Alabama 0.70%
City of Birmingham, Special Care Facs. Fncg. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-B, 5.00% 2046	$500	$596
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	5,000	5,152
City of Hoover, Industrial Dev. Board, Environmental Improvement Rev. Bonds (U.S. Steel Corp. Project), Series 2020, AMT, 6.375% 2050 (put 2030)	2,500	3,230
County of Houston, Health Care Auth., Hospital Rev. Bonds, Series 2016-A, 5.00% 2030	5,050	5,877
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2032	1,000	1,227
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2033	2,000	2,454
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.00% 2042	7,175	8,336
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2044	1,600	1,785
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.25% 2048	700	785
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 7.00% 2051	520	615
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.50% 2053	5,530	6,483
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2028	250	179
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2034	2,500	1,091
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2035	17,475	7,023
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2036	7,500	2,768
County of Jefferson, Sewer Rev. Warrants, Convertible Capital Appreciation Warrants, Series 2013-F, 0% 2046 (7.75% on 10/1/2023)[1]	2,500	2,583
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2015, 5.00% 2033	2,500	2,834
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2016, 5.00% 2036	3,400	3,835
City of Phenix, Industrial Dev. Board, Environmental Improvement Rev. Ref. Bonds (MeadWestvaco-Mead Coated Board Project), Series 2012-A, AMT, 4.125% 2035	6,155	6,375
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	10,385	13,075
		76,303

Alaska 0.07%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	2,915	3,241
Industrial Dev. and Export Auth., Power Rev. Ref. Bonds, Series 2015, AMT, 5.00% 2033	2,000	2,216
Industrial Dev. and Export Auth., Power Rev. Ref. Bonds, Series 2015, AMT, 5.00% 2034	2,000	2,211
		7,668

American Samoa 0.15%
Econ. Dev. Auth., General Rev. Bonds, Series 2021-A, 5.00% 2038[2]	1,500	1,888
Econ. Dev. Auth., Rev. Ref. Bonds, Series 2015-A, 7.125% 2038[2]	11,000	14,590
		16,478

212	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona 2.75%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	$750	$954
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	930	1,210
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-A, 5.00% 2022[2]	500	512
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-B, 5.00% 2023[2]	180	188
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-B, 5.70% 2029[2]	770	809
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-B, 6.00% 2033[2]	700	733
Town of Florence, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional School Project - Queen Creek and Casa Grande Campuses), Series 2013, 5.75% 2033	250	272
City of Glendale, Industrial Dev. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.125% 2033	475	478
City of Glendale, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Glencroft Retirement Community Project), Series 2016, 4.25% 2026	520	530
City of Glendale, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Glencroft Retirement Community Project), Series 2016, 5.00% 2036	600	620
City of Glendale, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Glencroft Retirement Community Project), Series 2016, 5.25% 2046	1,545	1,595
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (The Terraces of Phoenix Project), Series 2018-A, 5.00% 2033	745	813
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (The Terraces of Phoenix Project), Series 2018-A, 5.00% 2048	750	802
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Royal Oaks - Insirata Pointe), Series 2020-A, 5.00% 2056	4,000	4,574
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Royal Oaks Life Care Community), Series 2016, 5.00% 2039	2,250	2,471
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2037	1,100	1,318
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2038	600	717
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2039	750	894
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2040	800	951
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2050	2,500	2,925
Industrial Dev. Auth., Education Facs. Rev. Bonds (Leman Academy of Excellence - East Tucson and Central Tucson Projects), Series 2019-A, 5.00% 2039[2]	3,500	3,754
Industrial Dev. Auth., Education Facs. Rev. Bonds (Leman Academy of Excellence - East Tucson and Central Tucson Projects), Series 2019-A, 5.00% 2049[2]	7,250	7,724
Industrial Dev. Auth., Education Facs. Rev. Bonds (Leman Academy of Excellence - East Tucson and Central Tucson Projects), Series 2019-A, 5.00% 2054[2]	6,000	6,384
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2018-B, 5.50% 2038[2]	1,200	1,406
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-B, 5.125% 2047[2]	2,230	2,546
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2018-B, 5.625% 2048[2]	2,500	2,912
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-B, 5.25% 2051[2]	570	653
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2018-B, 5.75% 2053[2]	3,750	4,382
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2019, 5.00% 2054[2]	1,000	1,170
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 4.00% 2027[2]	2,600	2,850
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2037[2]	675	794
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.125% 2037[2]	1,500	1,740
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 5.00% 2047[2]	2,125	2,472
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2047[2]	1,035	1,204
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.25% 2047[2]	3,200	3,692
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.375% 2050[2]	9,750	11,292
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2051[2]	3,450	4,003
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 5.00% 2051[2]	1,550	1,799
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 3.55% 2029[2]	940	1,028
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 5.00% 2039[2]	1,575	1,826
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 5.00% 2049[2]	2,250	2,575

American Funds Tax-Exempt Funds	213

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Industrial Dev. Auth., Education Rev. Bonds (Leman Academy of Excellence Projects), Series 2017-A, 5.00% 2037[2]	$1,350	$1,392
Industrial Dev. Auth., Education Rev. Bonds (Leman Academy of Excellence Projects), Series 2017-A, 5.25% 2047[2]	4,830	4,976
Industrial Dev. Auth., Education Rev. Bonds (Leman Academy of Excellence Projects), Series 2017-A, 5.25% 2052[2]	2,500	2,574
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Cadence Campus Project), Series 2020-A, 4.00% 2040[2]	1,850	2,025
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Cadence Campus Project), Series 2020-A, 4.00% 2050[2]	2,480	2,677
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Horizon, Inspirada and St. Rose Campus Projects), Series 2018-A, 5.75% 2038[2]	1,960	2,314
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Horizon, Inspirada and St. Rose Campus Projects), Series 2018-A, 5.75% 2048[2]	3,230	3,788
Industrial Dev. Auth., Education Rev. Bonds (Somerset Academy of Las Vegas - Lone Mountain Campus Projects), Series 2019-A, 3.75% 2029[2]	565	626
Industrial Dev. Auth., Education Rev. Bonds (Somerset Academy of Las Vegas - Lone Mountain Campus Projects), Series 2019-A, 5.00% 2039[2]	440	514
Industrial Dev. Auth., Education Rev. Bonds (Somerset Academy of Las Vegas - Lone Mountain Campus Projects), Series 2019-A, 5.00% 2049[2]	800	921
Industrial Dev. Auth., Municipal Certs., Series 2019-2, Class X, interest only, 1.007% 2033[3,4]	159,920	10,243
Industrial Dev. Auth., Municipal Certs., Series 2019-2, Class A, 3.625% 2033	16,618	19,129
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2058	1,750	2,148
County of La Paz, Industrial Dev. Auth, Education Fac. Lease Rev. Bonds (Charter School Solutions Albuquerque School of Excellence Project), Series 2016-A, 5.00% 2046[2]	5,400	5,702
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Benjamin Franklin Charter School Projects), Series 2018-A, 6.00% 2038[2]	2,000	2,467
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Benjamin Franklin Charter School Projects), Series 2018-A, 6.00% 2052[2]	3,625	4,392
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-B, 5.00% 2039[2]	3,500	4,200
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 5.25% 2045	4,075	5,125
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-B, 5.00% 2049[2]	3,500	4,119
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 4.00% 2050	3,620	4,148
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-B, 5.00% 2054[2]	2,525	2,962
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Paradise Schools Projects), Series 2016, 5.00% 2036[2]	2,750	3,141
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Paradise Schools Projects), Series 2016, 5.00% 2047[2]	10,580	11,894
County of Maricopa, Pollution Control Rev. Ref. Bonds (El Paso Electric Co. Palo Verde Project), Series 2009-A, 3.60% 2040	2,000	2,235
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2035[2]	6,080	6,834
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2035[2]	1,500	1,686
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2045[2]	5,500	6,133
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2046[2]	7,100	7,914
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 5.75% 2024[2]	800	871
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 4.00% 2026[2]	2,620	2,824
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 6.50% 2034[2]	1,560	1,813
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2035[2]	1,590	1,752

214	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 5.00% 2041[2]	$15,075	$16,948
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 6.75% 2044[2]	6,900	7,991
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2045[2]	2,250	2,444
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 5.00% 2046[2]	2,500	2,791
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2018-A, 5.00% 2038[2]	3,100	3,194
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2019-A, 5.00% 2039[2]	410	422
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2018-A, 5.25% 2048[2]	3,000	3,090
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2019-A, 5.00% 2049[2]	1,185	1,218
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2018-A, 5.25% 2053[2]	4,980	5,128
City of Phoenix, Industrial Dev. Auth., Lease Rev. Bonds (Rowan University Project), Series 2012, 5.25% 2034	5,000	5,205
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2034[2]	725	789
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2039[2]	655	707
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2049[2]	1,100	1,177
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2052[2]	2,150	2,298
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 3.25% 2024[2]	210	219
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2029[2]	300	337
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2034[2]	400	441
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2039[2]	500	546
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2049[2]	1,500	1,620
County of Pinal, Industrial Dev. Auth., Environmental Facs. Rev. Green Bonds (WOF SW GGP 1 LLC Project), Series 2018, AMT, 7.25% 2033[2]	11,500	12,829
City of Tempe, Industrial Dev. Auth., Rev. Bonds (Friendship Village of Tempe), Series 2019, 5.00% 2050	1,600	1,745
City of Tempe, Industrial Dev. Auth., Rev. Bonds (Friendship Village of Tempe), Series 2019, 5.00% 2054	1,850	2,014
City of Tempe, Industrial Dev. Auth., Rev. Ref. Bonds (Friendship Village of Tempe), Series 2012-A, 6.25% 2042	1,000	1,010
County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.30% 2027	4,515	4,589
		301,863

Arkansas 0.14%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.57% 2044 (put 2022)[4]	1,725	1,723
Dev. Fin. Auth., Industrial Dev. Rev. Bonds (Big River Steel Project), Series 2019, AMT, 4.50% 2049[2]	2,735	3,064
Dev. Fin. Auth., Industrial Dev. Rev. Green Bonds (Big River Steel Project), Series 2020, AMT, 4.75% 2049[2]	9,250	10,644
		15,431

California 4.38%
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2027	100	115
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2031	150	170
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2032	160	181

American Funds Tax-Exempt Funds	215

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2033	$320	$361
City of Anaheim, Public Fncg. Auth., Lease Rev. Bonds (Anaheim Convention Center Expansion Project), Series 2014-A, 5.00% 2046	2,000	2,214
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2011, 6.00% 2031	1,250	1,255
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-A, 5.00% 2047	3,500	3,603
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-B-1, 5.00% 2049	2,000	2,511
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Capital Appreciation Bonds, Series 2020-B-1, 0% 2055	9,000	1,839
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.70% 2024	600	619
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.80% 2025	650	671
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.90% 2026	625	645
City of Cerritos, Public Fncg. Auth., Rev. Bonds (Los Coyotes Redev. Project Loan), Series 1993-A, AMBAC insured, 6.50% 2023	955	1,071
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-F, 0% 2040	5,000	3,081
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-F, 0% 2042	5,000	2,857
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-2, 4.00% 2047[2]	2,500	2,774
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[2]	22,510	25,608
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[2]	7,370	8,462
Community Housing Agcy., Essential Housing Rev. Bonds (Fountains at Emerald Park), Series 2021-A-2, 4.00% 2046[2]	3,000	3,362
Community Housing Agcy., Essential Housing Rev. Bonds (Fountains at Emerald Park), Series 2021-A-1, 3.00% 2056[2]	3,155	3,297
Community Housing Agcy., Essential Housing Rev. Bonds (Verdant at Green Valley), Series 2019-A, 5.00% 2049[2]	3,525	4,096
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2034	1,000	742
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2036	1,100	758
Corona-Norco Unified School Dist., Public Fin. Auth., Special Tax Rev. Bonds, Series 2016-05-1, 4.00% 2029	615	694
Corona-Norco Unified School Dist., Public Fin. Auth., Special Tax Rev. Bonds, Series 2016-05-1, 4.00% 2030	640	727
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (MODA at Monrovia Station), Series 2021-A-2, 4.00% 2056[2]	10,115	11,144
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Pasadena Portfolio), Series 2021-A-2, 3.00% 2056	3,180	3,314
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Pasadena Portfolio), Series 2021-B, 4.00% 2056[2]	725	809
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Union South Bay), Series 2021-A-2, 4.00% 2056[2]	5,715	6,268
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.10%) 0.12% 2046 (put 2024)[4]	6,500	6,502
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2017-B, 4.00% 2047	3,150	3,574
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2019-V-1, 5.00% 2049	2,500	4,051
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 4.00% 2033	4,000	4,184
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2038	1,210	768
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2039	1,000	610
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2040	1,000	586
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2021-C, 4.00% 2043	3,674	4,359
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2034	1,000	793
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2035	1,000	772
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2013-A, 0% 2042	5,000	3,060
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A-1, 5.00% 2047	985	1,017
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2007-B, 0% 2047	29,200	6,570
Grossmont Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2008, 0% 2032	5,000	4,214

216	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Series 2020-A, 5.00% 2045	$10,700	$13,061
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Series 2020-A, 5.00% 2061	14,085	16,944
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Capital Appreciation Bonds, Series 2020-B, 0% 2061[1,2]	10,000	6,418
Health Facs. Fncg. Auth., Rev. Bonds (CommonSpirit Health), Series 2020-A, 4.00% 2049	1,500	1,776
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2051	2,750	3,198
Housing Fin. Agcy., Municipal Certs., Series 2019-1, Class X, interest only, 0.29% 2035[3,4]	27,808	590
Housing Fin. Agcy., Municipal Certs., Series 2021-1, Class X, interest only, 0.796% 2035[3,4]	62,781	4,360
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	6,519	7,773
Housing Fin. Agcy., Municipal Certs., Series 2019-A-1, 4.25% 2035	8,430	10,451
Independent Cities Lease Fin. Auth., Mobile Home Park Rev. Ref. Bonds (Palomar Estates West), Series 2015, 5.00% 2036	1,000	1,101
Infrastructure and Econ. Dev. Bank, Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	1,760	2,109
Infrastructure and Econ. Dev. Bank, Rev. Bonds (WFCS Portfolio Projects), Capital Appreciation Bonds, Series 2021-B, 0% 2061[2]	39,615	4,083
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2032	350	408
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2033	590	686
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2034	615	713
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2035	375	434
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2020, 4.00% 2036	350	399
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2020, 4.00% 2050	1,100	1,236
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2027	70	82
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2031	2,685	3,089
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2035	3,330	3,795
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2040	120	137
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2045	275	311
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2049	675	762
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-B, 5.375% 2035	730	789
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2045	500	554
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2034	2,930	3,897
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2035	4,625	6,145
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2038	6,920	9,099
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2046	1,000	1,284
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.50% 2039	1,800	3,009
Madera Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2005, National insured, 0% 2030	4,000	3,545
Morongo Band of Mission Indians, Rev. Ref. Bonds, Series 2018-B, 5.00% 2042[2]	11,415	13,731
Municipal Fin. Auth., Charter School Rev. Bonds (Rocketship Education - Multiple Projects), Series 2014-A, 6.00% 2023	250	265
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2036	750	870
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2046	1,745	1,998
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.25% 2035[2]	2,035	2,377
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.50% 2045[2]	5,600	6,503
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2046[2]	750	877
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-A, 5.25% 2039	1,200	1,320
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-B, 5.875% 2049	1,000	1,080
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 4.00% 2029[2]	420	457
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2049[2]	1,525	1,675
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2057[2]	1,100	1,203
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 4.00% 2047	11,455	13,022
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2047	4,005	4,898
Municipal Fin. Auth., Rev. Bonds (Social Bonds - HealthRIGHT 360), Series 2019-A, 5.00% 2039[2]	525	592
Municipal Fin. Auth., Rev. Bonds (Social Bonds - HealthRIGHT 360), Series 2019-A, 5.00% 2049[2]	2,000	2,228

American Funds Tax-Exempt Funds	217

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2026	$1,065	$1,241
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2030	2,505	2,869
Municipal Fin. Auth., Senior Living Rev. Bonds (Mt. San Antonio Gardens Project), Series 2019, 5.00% 2039	425	506
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2021)	460	465
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2046	290	350
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2051	920	998
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2054	940	1,016
Northern California Gas Auth. No. 1, Gas Project Rev. Bonds, Series 2007-B, (3-month USD-LIBOR + 0.67%) 0.855% 2027[4]	7,460	7,505
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.25% 2045	560	639
City of Oroville, Hospital Rev. Bonds (Oroville Hospital), Series 2019, 5.25% 2049	5,335	6,114
City of Oroville, Hospital Rev. Bonds (Oroville Hospital), Series 2019, 5.25% 2054	2,500	2,846
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 4.00% 2041	220	240
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 4.00% 2051	1,175	1,266
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Improvement Bonds, Series 2007, 5.05% 2027	1,820	1,827
Palomar Health, Rev. Ref. Bonds, Series 2016, 5.00% 2027	2,160	2,621
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2029	2,750	2,468
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2030	9,000	7,881
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2031	2,500	2,142
Pollution Control Fncg. Auth., Water Furnishing Rev. Bonds (Poseidon Resources (Channelside) LP Desalination Project), Series 2012 Plant Bonds, AMT, 5.00% 2045[2]	3,000	3,161
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-3, 2.125% 2027[2]	1,015	1,030
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-2, 2.375% 2028[2]	1,000	1,017
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-1, 3.125% 2029[2]	1,575	1,608
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2036[2]	625	754
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2046[2]	240	282
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2051[2]	710	832
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2056[2]	645	752
Public Works Board, Lease Rev. Bonds (Trustees of the California State University), Series 2013-H, 5.00% 2024 (preref. 2023)	20	22
Public Works Board, Lease Rev. Bonds (Trustees of the California State University), Series 2013-H, 5.00% 2029 (preref. 2023)	5	6
Public Works Board, Lease Rev. Bonds (Trustees of the California State University, Various California State University Projects), Series 2011-B, 5.00% 2031 (preref. 2021)	5	5
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2037	500	554
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2013, 5.50% 2039	1,785	1,983
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2035 (preref. 2024)	425	487
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2038	3,750	4,344
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2048	4,545	5,197
County of Riverside, Redev. Agcy., Tax Allocation Bonds (Jurupa Valley Redev. Project Area), Capital Appreciation Bonds, Series 2011-B, 0% 2039	4,210	2,752
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,000	1,161
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	455	525
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2031	595	685
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2033	500	573

218	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
County of Sacramento, Water Fncg. Auth., Rev. Ref. Bonds (Water Agcy. Zones 40 and 41), Series 2007-B, FGIC-National insured, (3-month USD-LIBOR + 0.55%) 0.64% 2034[4]	$5,000	$5,009
City of San Buenaventura, Rev. Bonds (Community Memorial Health System), Series 2011, 7.50% 2041 (preref. 2021)	10,290	10,537
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2011-A, 5.10% 2030	915	918
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2027	355	428
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2028	785	940
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2029	245	292
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2030	245	290
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-A-2, AMT, 5.00% 2049	5,000	6,215
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2046	1,155	1,310
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2051	1,140	1,290
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2036[2]	440	515
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2051[2]	2,155	2,482
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2031	500	520
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2044	915	988
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Mission Bay South Redev. Project), Series 2016-C, 5.00% 2031	665	804
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 4.00% 2027[2]	1,000	1,109
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2013-A-1, 7.375% 2043 (preref. 2022)	2,895	3,122
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2044[2]	2,000	2,362
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2029[2]	1,000	1,161
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2048[2]	1,000	1,120
School Fin. Auth., Charter School Rev. Bonds (Larchmont Charter School Project), Series 2018-A, 5.00% 2028[2]	585	663
School Fin. Auth., Charter School Rev. Bonds (Larchmont Charter School Project), Series 2018-A, 5.00% 2043[2]	760	854
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2016-A, 5.00% 2046[2]	1,850	2,033
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2017-A, 5.125% 2047[2]	750	839
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2017-A, 5.25% 2052[2]	250	280
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2037[2]	360	415
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2047[2]	1,470	1,668
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[2]	8,965	10,309
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[2]	440	506
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2017-A, 5.00% 2052[2]	2,350	2,639
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2022[2]	385	394
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2023[2]	400	425
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2024[2]	420	457
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2025[2]	235	262
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 5.00% 2049[2]	1,000	1,148
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2027	100	103
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2028	120	124

American Funds Tax-Exempt Funds	219

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.125% 2030	$175	$180
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.125% 2031	460	474
Southern California Logistics Airport Auth., Tax Allocation Parity Bonds (Southern California Logistics Airport Project), Series 2005-A, RADIAN insured, 4.50% 2030	120	120
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2045	850	962
Statewide Communities Dev. Auth., Rev. Bonds (California Baptist University), Series 2014-A, 6.375% 2043	2,700	3,005
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2034[2]	275	342
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2039[2]	370	454
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.125% 2023	665	705
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2014-A, 5.25% 2044	5,000	5,677
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.25% 2056[2]	13,275	15,044
Statewide Communities Dev. Auth., Rev. Bonds (Terraces at San Joaquin Gardens Project), Series 2012-A, 6.00% 2042 (preref. 2022)	1,000	1,068
Statewide Communities Dev. Auth., Rev. Ref. Bonds (California Baptist University), Series 2017-A, 5.00% 2032[2]	720	877
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2046[2]	3,750	4,327
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2040	1,150	1,360
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (Custodial Receipts), Series 2017, 4.305% 2032	4,705	5,066
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	490	511
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Capital Appreciation Bonds, Series 2019-B2-2, 0% 2054	10,735	2,142
Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2016-L, 4.00% 2037	2,300	2,615
		479,826

Colorado 5.64%
County of Adams, Amber Creek Metropolitan Dist., Limited Tax G.O. Bonds, Series 2017-B, 7.75% 2047[5]	513	536
County of Adams, Amber Creek Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2037	1,292	1,365
County of Adams, Amber Creek Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 5.125% 2047	500	527
County of Adams, Bradburn Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2018-B, 7.25% 2047[5]	2,488	2,814
County of Adams, Bradburn Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.00% 2038	840	940
County of Adams, Bradburn Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.00% 2047	1,200	1,322
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds, Series 2017-B, 7.00% 2047[5]	670	698
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 4.00% 2027	986	1,042
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.00% 2037	1,055	1,119
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.00% 2047	3,170	3,350
County of Adams, Clear Creek Station Metropolitan Dist., Limited Tax G.O. Bonds, Series 2017-B, 7.375% 2047[5]	500	523
County of Adams, Clear Creek Station Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 4.375% 2032	780	822
County of Adams, Clear Creek Station Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2047	7,250	7,647
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-A, 4.00% 2031	525	567
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2041	2,350	2,603

220	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2050	$5,000	$5,522
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-B, 7.90% 2050	1,125	1,140
County of Adams, DIATC Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019, 5.00% 2039[2]	1,245	1,360
County of Adams, DIATC Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019, 5.00% 2049[2]	2,000	2,170
County of Adams, Pomponio Terrace Metropolitan Dist., Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2049	1,475	1,593
County of Adams, Pomponio Terrace Metropolitan Dist., Limited Tax G.O. Bonds, Series 2019-B, 7.75% 2049[5]	816	863
County of Adams, Rocky Mountain Rail Park Metropolitan Dist., Limited Tax G.O. and Enterprise Rev. Bonds, Series 2021-A, 5.00% 2041[2]	4,000	4,396
County of Adams, Rocky Mountain Rail Park Metropolitan Dist., Limited Tax G.O. and Enterprise Rev. Bonds, Series 2021-A, 5.00% 2051[2]	7,350	8,014
County of Adams, The Village at Dry Creek Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2019, 4.375% 2044	1,870	1,991
County of Arapahoe, Copperleaf Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2020-A, 5.00% 2049	4,500	4,916
County of Arapahoe, Fitzsimons Village Metropolitan Dist. No. 1, Limited Tax G.O. and Special Rev. Ref. Bonds, Series 2020-A, 5.00% 2049	2,090	2,245
County of Arapahoe, Gardens of Havana Metropolitan Dist. No. 3, Special Rev. Ref. Bonds, Series 2017-A, 4.625% 2027	2,690	2,857
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2033	1,685	2,062
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2038	3,345	4,043
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2043	6,000	7,182
City of Arvada, Canyon Pines Metropolitan Dist., Special Improvement Dist. No. 1, Special Assessment Rev. Bonds, Series 2021-A-2, 3.75% 2040	5,000	4,899
City of Arvada, Leyden Ranch Metropolitan Dist., Limited Tax G.O. Tax Bonds, Series 2017-A, 5.125% 2047	1,123	1,186
City of Arvada, Leyden Ranch Metropolitan Dist., Limited Tax G.O. Tax Bonds, Series 2017-B, 7.00% 2047[5]	500	522
City of Arvada, Leyden Rock Metropolitan Dist. No. 10, Limited Tax G.O. Bonds, Series 2017-C, 10.75% 2049[5]	1,026	1,058
City of Arvada, Leyden Rock Metropolitan Dist. No. 10, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016-A, 4.00% 2025	1,000	1,038
City of Arvada, Leyden Rock Metropolitan Dist. No. 10, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016-A, 4.375% 2033	2,750	2,851
City of Arvada, Leyden Rock Metropolitan Dist. No. 10, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016-A, 5.00% 2045	2,250	2,333
City of Arvada, Leyden Rock Metropolitan Dist. No. 10, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016-B, 7.25% 2045[5]	1,000	1,034
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2035	2,000	2,193
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2046	1,000	1,083
City of Arvada, Sabell Metropolitan Dist., Limited Tax G.O. Bonds, Series 2020-B-3, 8.25% 2050[2,5]	606	631
City of Arvada, Sabell Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2020-A, 5.00% 2050[2]	1,060	1,163
City of Arvada, Westown Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.00% 2047 (preref. 2022)	1,390	1,475
County of Arvada, Haskins Station Metropolitan Dist., Limited Tax G.O. and Special Rev. Bonds, Series 2019-A, 5.00% 2039	650	711
County of Arvada, Haskins Station Metropolitan Dist., Limited Tax G.O. and Special Rev. Bonds, Series 2019-A, 5.00% 2049	925	1,003
City of Aurora, Aurora Crossroads Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2040	1,000	1,107
City of Aurora, Aurora Crossroads Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2050	1,000	1,096
City of Aurora, Cornerstar Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2017-A, 4.50% 2027	1,500	1,589
City of Aurora, Forest Trace Metropolitan Dist. No. 3, Limited Tax G.O. Bonds, Series 2020-B, 7.875% 2049[5]	933	1,014
City of Aurora, Horizon Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2021-A-3, 4.50% 2051[2]	2,705	2,783
City of Aurora, Inspiration Metropolitan Dist., Fourth Tier Limited Tax Bonds, Series 2017-D, 7.50% 2051	2,488	2,488
City of Aurora, International Center Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016, 4.625% 2031	627	650
City of Aurora, International Center Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016, 5.00% 2046	3,140	3,254

American Funds Tax-Exempt Funds	221

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
City of Aurora, Parkside at City Centre Business Improvement Dist., Special Rev. and Tax Supported Senior Bonds, Series 2019-A, 6.25% 2048	$13,490	$14,447
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2018-B, 7.25% 2035[5]	636	673
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 4.50% 2028	496	534
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2037	550	595
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2043	500	538
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2037	2,265	2,623
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2037	600	695
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2047	3,085	3,518
City of Aurora, Tallyn’s Reach Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2013, 5.00% 2033	448	493
City of Aurora, Tallyn’s Reach Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2013, 5.125% 2038 (preref. 2024)	2,070	2,291
City of Aurora, Transport Metropolitan Dist. No. 3, G.O. Limited Tax Bonds, Series 2021-A-1, 4.125% 2031	800	894
City of Aurora, Transport Metropolitan Dist. No. 3, G.O. Limited Tax Bonds, Series 2021-A-1, 5.00% 2041	3,700	4,200
City of Aurora, Transport Metropolitan Dist. No. 3, G.O. Limited Tax Bonds, Capital Appreciation Bonds, Series 2021-A-1, 0% 2051[1]	3,000	2,698
City of Brighton, Brighton Crossing Metropolitan Dist. No. 6, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2040	515	577
City of Brighton, Brighton Crossing Metropolitan Dist. No. 6, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2050	2,000	2,219
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-B, 6.375% 2047	1,000	1,072
City of Brighton, Prairie Corner Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 4.875% 2051	3,000	3,043
City and County of Broomfield, Arista Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.00% 2038	6,700	7,262
City and County of Broomfield, Arista Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2048	10,325	11,148
City and County of Broomfield, Aspen Street Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021-A-3, 5.125% 2050	3,239	3,389
City and County of Broomfield, Baseline Metropolitan Dist. No. 1, Special Rev. Bonds, Series 2021-A, 5.00% 2042	555	600
City and County of Broomfield, Baseline Metropolitan Dist. No. 1, Special Rev. Bonds, Series 2021-A, 5.00% 2051	1,000	1,076
City and County of Broomfield, Baseline Metropolitan Dist. No. 1, Special Rev. Bonds, Series 2021-B, 7.50% 2051	2,190	2,204
City and County of Broomfield, Broomfield Village Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2021-A-2, 5.00% 2049[2]	1,440	1,598
City and County of Broomfield, Broomfield Village Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2021-A-2, 5.00% 2049[2]	735	792
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.00% 2025	1,915	1,829
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.75% 2046	4,450	3,967
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 6.00% 2050	3,700	3,360
City and County of Broomfield, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021, 4.00% 2031	650	686
City and County of Broomfield, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2051	575	621
City and County of Broomfield, Midcities Metropolitan Dist. No. 2, Special Rev. Ref. Bonds, Series 2016-B, 7.75% 2046[5]	1,428	1,476
City and County of Broomfield, Palisade Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2016, 4.375% 2031	733	759
City and County of Broomfield, Palisade Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2016, 5.00% 2046	2,798	2,899
City and County of Broomfield, Palisade Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2019, 7.25% 2049[5]	4,712	4,950
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 3.00% 2021	161	162
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 3.50% 2026	500	517
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 5.00% 2030	5,140	5,335
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,620	1,680
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 5.00% 2046	5,200	5,388
Colorado Science and Technology Park Metropolitan Dist. No.1, Special Rev. Ref. and Improvement Bonds, Series 2018, 4.375% 2026	3,220	3,495
Colorado Science and Technology Park Metropolitan Dist. No.1, Special Rev. Ref. and Improvement Bonds, Series 2018, 5.00% 2033	3,040	3,301

222	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Colorado Science and Technology Park Metropolitan Dist. No.1, Special Rev. Ref. and Improvement Bonds, Series 2018, 5.25% 2048	$3,125	$3,375
City of Colorado Springs, Banning Lewis Ranch Metropolitan Dist. No. 8, Limited Tax G.O. Bonds, Series 2021, 4.875% 2051[2]	3,000	3,016
City of Colorado Springs, Copper Ridge Metropolitan Dist., Tax Increment and Sales Tax Rev. Bonds, Series 2019, 4.00% 2029	5,650	5,818
City of Colorado Springs, Peak Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 4.00% 2035[2]	540	585
City of Colorado Springs, Peak Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2041[2]	670	748
City of Colorado Springs, Peak Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2051[2]	2,900	3,212
City of Colorado Springs, Peak Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-B, 7.625% 2051[2]	1,651	1,689
Town of Columbine Valley, Wild Plum Metropolitan Dist., Limited Tax G.O. Bonds, Series 2019-B, 5.00% 2049	595	652
Commerce City, Buffalo Ridge Metropolitan Dist., Limited Tax G.O. Bonds, Series 2018-B, 7.375% 2047[5]	3,488	3,711
Commerce City, Nexus North at DIA Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2041	520	572
Commerce City, Nexus North at DIA Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	570	622
Commerce City, Reunion Metropolitan Dist., Special Rev. Bonds, Series 2021-A, 3.625% 2044	7,225	7,269
City and County of Denver, 9th Avenue Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2018, 5.00% 2048	2,475	2,664
City and County of Denver, Belleview Station Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2017, 4.50% 2029	1,271	1,317
City and County of Denver, Belleview Station Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2017, 5.00% 2036	605	627
City and County of Denver, Belleview Station Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2017, 5.125% 2046	2,375	2,461
City and County of Denver, Broadway Park North Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2020, 5.00% 2040[2]	1,325	1,479
City and County of Denver, Broadway Park North Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2020, 5.00% 2049[2]	1,550	1,718
City and County of Denver, Broadway Station Metropolitan Dist. No. 3, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2019-A, 5.00% 2039	3,080	3,408
City and County of Denver, Broadway Station Metropolitan Dist. No. 3, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Capital Appreciation Bonds, Series 2019-B, 0% 2049 (7.50% on 12/1/2027)[1]	20,665	14,436
City and County of Denver, Dept. of Aviation, Special Facs. Airport Rev. Ref. Bonds (United Air Lines Project), Series 2017, AMT, 5.00% 2032	1,655	1,769
City and County of Denver, International Center Metropolitan Dist. No. 14, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2018, 5.875% 2046	6,475	7,041
City and County of Denver, Loretto Heights Community Auth., Special Rev. Bonds, Series 2021, 4.875% 2051	6,000	6,250
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	2,700	3,195
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	3,500	4,128
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	1,000	1,166
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2024	2,000	2,111
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2018-A, 5.25% 2039[2]	6,930	7,622
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2018-A, 5.25% 2039[2]	6,750	7,427
County of Douglas, Chambers Highpoint Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2021, 5.00% 2041	515	555
County of Douglas, Chambers Highpoint Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2021, 5.00% 2051	835	886
County of Douglas, Cielo Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021-3, 5.25% 2050	2,500	2,656
County of Douglas, Hilltop Metropolitan Dist., Limited Tax G.O. Bonds, Series 2020-A, 6.25% 2050	1,655	1,758
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[4]	1,020	1,022
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2006-B, National insured, 0% 2037	5,065	2,703
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2010, 0% 2040	3,610	2,369
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2041	85	96
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2051	300	336
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2061	495	550
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Vega Collegiate Academy Project), Series 2021-A, 5.00% 2034[2]	300	346

American Funds Tax-Exempt Funds	223

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Vega Collegiate Academy Project), Series 2021-A, 5.00% 2051[2]	$900	$1,008
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Vega Collegiate Academy Project), Series 2021-A, 5.00% 2061[2]	1,435	1,599
Educational and Cultural Facs. Auth., Rev. Ref. Bonds (University of Denver), Series 2007, National insured, 5.25% 2025	1,000	1,139
County of El Paso, Flying Horse Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. Bonds, Series 2019, 6.00% 2049[2,5]	2,965	3,173
County of Elbert, Elbert and Highway 86 Commercial Metropolitan Dist., Special Rev. and Tax Supported Rev. Ref. and Improvement Bonds, Series 2021-A, 5.00% 2041[2]	1,700	1,872
County of Elbert, Elbert and Highway 86 Commercial Metropolitan Dist., Special Rev. and Tax Supported Rev. Ref. and Improvement Bonds, Series 2021-A, 5.00% 2051[2]	2,000	2,186
County of Elbert, Independence Metropolitan Dist. No. 3, Limited Tax G.O. Bonds, Series 2019-A, 6.25% 2049	4,700	5,104
Town of Elizabeth, Highway 86 Metropolitan Dist., G.O. Limited Tax Cash Flow Bonds, Series 2021-A-3, 5.125% 2051	1,015	1,061
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-B, 6.95% 2054[5]	3,100	3,279
Town of Erie, Westerly Metropolitan Dist. No. 4, G.O. Limited Tax Bonds, Series 2021-A-1, 5.00% 2040	1,000	1,116
Town of Erie, Westerly Metropolitan Dist. No. 4, G.O. Limited Tax Bonds, Series 2021-A-2, 0% 2050[1]	1,000	850
Town of Erie, Westerly Metropolitan Dist. No. 4, G.O. Limited Tax Bonds, Series 2021-A-1, 5.00% 2050	1,500	1,657
Town of Firestone, Cottonwood Hollow Residential Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	13,573	13,683
City of Fort Collins, Harmony Technology Park Metropolitan Dist. No. 2, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017, 5.00% 2047 (preref. 2022)	5,270	5,758
City of Fort Collins, Waters’ Edge Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	4,445	4,501
Town of Frederick, Hidden Creek Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021-A-3, 4.625% 2045[2]	1,145	1,150
Health Facs. Auth., Health Care Facs. Rev. Bonds (American Baptist Homes of the Midwest Obligated Group), Series 2013, 8.00% 2043	11,100	11,912
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2030 (preref. 2025)	3,000	3,537
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2032	1,500	1,769
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2036	2,360	2,783
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2037 (preref. 2027)	2,300	2,867
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2045 (preref. 2025)	1,000	1,179
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2047 (preref. 2027)	3,520	4,387
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2012, 5.00% 2042 (preref. 2022)	4,600	4,788
Health Facs. Auth., Hospital Rev. Bonds (AdventHealth Obligated Group), Series 2021-A, 4.00% 2050	10,500	12,718
Health Facs. Auth., Hospital Rev. Bonds (Parkview Medical Center, Inc. Project), Series 2020-A, 4.00% 2050	1,150	1,314
Health Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-A-2, 4.00% 2049	5,000	5,806
Health Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-B-2, 5.00% 2049 (put 2026)	5,000	5,978
Health Facs. Auth., Rev. Bonds (Covenant Retirement Communities, Inc.), Series 2018, 5.00% 2048	2,480	2,936
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.00% 2042[6]	2,500	1,375
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.125% 2047[6]	5,500	3,025
Health Facs. Auth., Rev. Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-B, 5.00% 2027	1,055	1,143
Health Facs. Auth., Rev. Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-B, 5.00% 2039	2,045	2,156
Health Facs. Auth., Rev. Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-B, 5.00% 2048	3,890	4,101
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 4.00% 2038	1,150	1,282
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 5.00% 2038	2,800	3,207
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2021, 4.00% 2042	1,965	2,188
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.00% 2027	455	539

224	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2031	$2,395	$2,829
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2032	850	1,004
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2037	2,300	2,717
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2047	1,500	1,772
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2026	750	831
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2031	3,345	3,655
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2037	7,250	7,871
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2029	1,555	1,786
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2012-A, 5.00% 2033	7,250	7,720
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2035	210	238
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2013-A, 5.75% 2036	1,000	1,130
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	1,100	1,217
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	1,830	2,023
City and County of Jefferson, Dinosaur Ridge Metropolitan Dist., Special Rev. Ref. and Improvement Bonds, Series 2019, 5.00% 2049	3,465	3,733
County of Jefferson and City and County of Broomfield, Verve Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2036	1,025	1,151
County of Jefferson and City and County of Broomfield, Verve Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2041	2,250	2,507
County of Jefferson and City and County of Broomfield, Verve Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2051	8,895	9,822
Town of Johnstown, Thompson Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2019, 5.00% 2039	1,400	1,537
Town of Johnstown, Thompson Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2019, 5.00% 2049	6,875	7,458
County of La Plata, Three Sprints Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. Bonds, Series 2020-B, 7.125% 2050	1,685	1,732
County of Larimer, East Fossil Creek Ranch Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021-A, 6.00% 2048	4,750	4,825
City of Littleton, Littleton Village Metropolitan Dist. No. 2, Special Rev. Ref. Bonds, Series 2018-B, 7.625% 2028[5]	1,140	1,215
City of Loveland, Cascade Ridge Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	3,000	3,040
Town of Parker, Cottonwood Highlands Metropolitan Dist. No. 1, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2019-A, 5.00% 2049	900	972
Town of Parker, Reata Ridge Village Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2049	905	985
Town of Parker, Reata Ridge Village Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-B, 8.00% 2049[5]	614	641
Town of Parker, Westcreek Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, 5.375% 2048	800	869
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.125% 2023	1,965	2,119
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.25% 2028	2,000	2,560
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-B, 4.00% 2034	1,000	1,230
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2035	7,260	8,898
Town of Severance, Hunters Overlook Metropolitan Dist. No. 5, Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2039	910	997
Town of Severance, Hunters Overlook Metropolitan Dist. No. 5, Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2049	1,985	2,163
Town of Severance, Hunters Overlook Metropolitan Dist. No. 5, Limited Tax G.O. Bonds, Series 2019-B, 8.50% 2049[5]	1,825	1,916
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.50% 2036	5,213	5,418
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.75% 2046	2,585	2,686
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 6.50% 2048[5]	3,500	3,045
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2019-B, 8.00% 2049[5]	3,954	4,140
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2019-A, 4.00% 2029	1,870	2,040

American Funds Tax-Exempt Funds	225

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2038	$5,705	$6,284
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2049	6,095	6,660
City of Thornton, Big Dry Creek Metropolitan Dist., Limited Tax G.O. Bonds, Series 2017-B, 7.75% 2047[5]	644	675
City of Thornton, Big Dry Creek Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.75% 2047	2,415	2,568
Town of Vail, Solaris Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-B, 7.00% 2046[5]	1,500	1,552
Town of Vail, Solaris Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2016-A, 5.00% 2036	1,835	1,910
Town of Vail, Solaris Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2016-A, 5.00% 2046	9,385	9,764
County of Weld, Vista Ridge Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds, Series 2006-B, 9.50% 2040 (preref. 2021)[1]	985	1,033
Town of Windsor, Great Western Metropolitan Dist. No. 5, Limited Tax G.O. Rev. Ref. Bonds, Series 2020, 4.75% 2050	2,750	3,017
Town of Windsor, Iron Mountain Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-B, 8.00% 2049[5]	1,000	1,044
Town of Windsor, Iron Mountain Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2039	1,635	1,773
Town of Windsor, Iron Mountain Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2049	2,510	2,702
		617,959

Connecticut 0.76%
Harbor Point Infrastructure Improvement Dist., Special Obligation Rev. Ref. Bonds (Harbor Point Project), Series 2017, 5.00% 2030[2]	3,250	3,853
Harbor Point Infrastructure Improvement Dist., Special Obligation Rev. Ref. Bonds (Harbor Point Project), Series 2017, 5.00% 2039[2]	11,055	12,879
Health and Educational Facs. Auth., Rev. Bonds (Griffin Hospital Issue), Series 2020-G-1, 5.00% 2039[2]	1,000	1,228
Health and Educational Facs. Auth., Rev. Bonds (Griffin Hospital Issue), Series 2020-G-1, 5.00% 2044[2]	1,000	1,216
Health and Educational Facs. Auth., Rev. Bonds (Healthcare Fac. Expansion Issue - Church Home of Hartford, Inc. Project), Series 2016-A, 5.00% 2053[2]	1,640	1,839
Health and Educational Facs. Auth., Rev. Bonds (Mary Wade Home Obligated Group), Series 2019-A-1, 5.00% 2039[2]	1,000	1,117
Health and Educational Facs. Auth., Rev. Bonds (Mary Wade Home Obligated Group), Series 2019-A-1, 5.00% 2054[2]	7,000	7,753
Health and Educational Facs. Auth., Rev. Bonds (McLean Affiliates, Inc.), Series 2020-A, 5.00% 2045[2]	1,455	1,641
Health and Educational Facs. Auth., Rev. Bonds (McLean Affiliates, Inc.), Series 2020-A, 5.00% 2055[2]	1,625	1,822
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2026	280	339
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2027	150	186
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2028	205	259
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2029	550	707
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2017-A, AMT, 4.00% 2031	585	623
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2017-A, AMT, 4.125% 2032	580	620
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2017-A, AMT, 4.125% 2033	290	309
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-B, AMT, 3.25% 2036	1,700	1,780
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 2.25% 2037	2,500	2,538
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-2, AMT, 4.00% 2041	1,295	1,406
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Bonds, Series 2016-A, 5.50% 2026[2]	4,935	5,375
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-C, 6.25% 2030[2]	4,500	5,230
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2020-B, 6.50% 2035[2]	14,090	17,549
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-A, 6.75% 2045[2]	9,266	9,824
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015, 7.00% 2045[2]	2,485	2,643
		82,736

226	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Delaware 0.07%
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2040 (put 2025)	$4,495	$4,585
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2050	2,235	2,704
		7,289

District of Columbia 0.51%
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2010-B, 6.50% 2044[1]	5,000	6,831
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Capital Appreciation Bonds, Series 2010-A, Assured Guaranty Municipal insured, 0% 2037	10,255	6,217
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Capital Appreciation Bonds, Series 2010-A, 0% 2037	5,000	3,109
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-B, 4.00% 2053	8,000	9,332
Rev. Bonds (DC International School Issue), Series 2019, 5.00% 2039	1,000	1,237
Rev. Bonds (DC International School Issue), Series 2019, 5.00% 2049	1,275	1,552
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2036	1,295	1,496
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2041	1,545	1,772
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2046	1,850	2,112
Rev. Bonds (Rocketship DC Obligated Group), Series 2021-A, 5.00% 2041[2]	1,000	1,203
Rev. Bonds (Rocketship DC Obligated Group), Series 2021-A, 5.00% 2061[2]	2,600	3,070
Rev. Ref. Bonds (KIPP DC Issue), Series 2017-B, 5.00% 2048	4,220	5,009
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2006-A, 0% 2046	60,820	13,167
		56,107

Florida 4.37%
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2032	500	542
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2042	2,000	2,157
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2046	1,500	1,616
County of Alachua, Health Facs. Auth., Health Facs. Rev. Bonds (Shands HealthCare Project), Series 2007-A, (3-month USD-LIBOR x 0.67 + 0.87%) 0.96% 2037[4]	1,745	1,729
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-A, 4.00% 2049	2,500	2,937
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds (Shands HealthCare Project), Series 2014-A, 5.00% 2044	3,700	4,206
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 3.10% 2025	175	180
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 3.375% 2030	335	353
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 3.875% 2040	900	964
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 4.10% 2050	1,000	1,071
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2043	365	422
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2048	5,000	5,757
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2053	2,450	2,810
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2032	2,470	2,755
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2039	750	830
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 4.00% 2044	29,215	34,152
County of Broward, Airport System Rev. Ref. Bonds, Series 2013-A, 5.25% 2043 (preref. 2023)	2,000	2,216
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2029	1,000	1,271
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2030	1,000	1,289
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2033	1,500	1,908

American Funds Tax-Exempt Funds	227

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2034	$1,500	$1,901
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2035	500	631
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 4.00% 2024	190	202
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 5.00% 2029	405	463
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 5.00% 2039	1,770	1,984
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 5.00% 2054	1,400	1,547
Capital Trust Agcy., Educational Facs. Rev. Bonds (Charter Educational Foundation, Inc.), Series 2018-A, 5.375% 2038[2]	1,105	1,270
Capital Trust Agcy., Educational Facs. Rev. Bonds (Charter Educational Foundation, Inc.), Series 2018-A, 5.375% 2048[2]	2,595	2,939
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 5.00% 2039[2]	1,285	1,564
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 5.00% 2054[2]	2,150	2,558
Capital Trust Agcy., Educational Facs. Rev. Bonds (Odyssey Charter School), Series 2019, 5.00% 2049[2]	1,270	1,438
Capital Trust Agcy., Educational Facs. Rev. Bonds (Odyssey Charter School), Series 2019, 5.00% 2054[2]	2,385	2,695
Capital Trust Agcy., Educational Facs. Rev. Bonds (Renaissance Charter School), Series 2017-A, 5.125% 2037[2]	5,225	5,917
Capital Trust Agcy., Educational Facs. Rev. Bonds (Renaissance Charter School), Series 2017-A, 5.25% 2047[2]	9,900	11,154
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 4.00% 2029[2]	445	497
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2017-A, 5.00% 2037[2]	1,370	1,569
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 5.00% 2039[2]	1,125	1,283
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2017-A, 5.00% 2047[2]	3,070	3,459
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 5.00% 2049[2]	2,735	3,079
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2017-A, 5.00% 2052[2]	1,790	2,012
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 5.00% 2054[2]	1,340	1,504
Capital Trust Agcy., Rev. Bonds (Educational Growth Fund, LLC Charter School Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	14,195	16,949
Capital Trust Agcy., Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	1,550	1,840
Capital Trust Agcy., Rev. Bonds (WFCS Portfolio Projects), Series 2021-B, 0% 2061[2]	6,500	637
Capital Trust Agcy., Rev. Bonds, Capital Appreciation Bonds (Educational Growth Fund, LLC Charter School Portfolio Projects), Series 2021-B, 0% 2061[2]	145,480	18,104
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2039	1,000	1,228
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2048	5,000	6,044
Town of Davie, Educational Facs. Rev. Bonds (Nova Southeastern University Project), Series 2013-A, 6.00% 2042	400	439
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2050[2]	2,085	2,430
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2055[2]	3,480	4,044
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Outreach Charter Academy), Series 2021-A, 4.00% 2056[2]	1,390	1,496
Dev. Fin. Corp., Educational Facs. Rev. Bonds (River City Science Academy Projects), Series 2021-A, 4.00% 2055	1,000	1,084
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (Renaissance Charter School, Inc.), Series 2020-C, 4.00% 2030[2]	470	518
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (Renaissance Charter School, Inc.), Series 2020-C, 5.00% 2040[2]	1,050	1,194
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (Renaissance Charter School, Inc.), Series 2020-C, 5.00% 2050[2]	2,055	2,307
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2013-A, 5.50% 2028	1,535	1,634
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2013-A, 6.00% 2033	14,780	15,881
Dev. Fin. Corp., Senior Living Rev. Bonds (Mayflower Retirement Community Center, Inc.), Series 2020-A, 5.25% 2050[2]	2,000	2,381
Dev. Fin. Corp., Senior Living Rev. Bonds (Mayflower Retirement Community Center, Inc.), Series 2020-A, 5.25% 2055[2]	2,000	2,373
Dev. Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Pro USA, Inc. Project), Series 2017, AMT, 5.00% 2029 (put 2022)[2]	8,330	8,646
Dev. Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Pro USA, Inc. Project), Series 2019, AMT, 5.00% 2029[2]	3,000	3,234
Dev. Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Pro USA, Inc. Project), Series 2021, AMT, 3.00% 2032	9,170	9,707
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 4.00% 2050	3,385	3,943
Halifax Hospital Medical Center, Hospital Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,170	1,408
Halifax Hospital Medical Center, Hospital Rev. Ref. Bonds, Series 2016, 5.00% 2030	2,750	3,277
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Bonds (Florida Institute of Technology), Series 2019, 5.00% 2035	750	931
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2045	1,000	1,196
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2055	3,600	4,255

228	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2027	$1,000	$1,271
County of Lee, Airport Rev. Ref. Bonds, Series 2011-A, AMT, 5.375% 2032	9,935	9,952
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2011-B, 6.50% 2031	2,600	2,638
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2039	2,140	2,548
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2044	5,250	6,207
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2049	7,805	9,197
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood Centre North), Series 2015, 4.875% 2035	465	502
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood Centre North), Series 2015, 4.875% 2045	1,960	2,096
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood National and Polo Run Project), Series 2017, 5.25% 2037	1,000	1,135
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood National and Polo Run Project), Series 2017, 5.375% 2047	1,100	1,244
County of Martin, Health Facs. Auth., Hospital Rev. Bonds (Martin Memorial Medical Center), Series 2012, 5.50% 2042 (preref. 2021)	3,000	3,046
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Infrastructure Project), Series 2014-B, 5.00% 2037	1,735	1,808
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Parking Garage Project), Series 2014-A, 4.25% 2024	1,270	1,328
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,225	1,475
County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2008, AMT, 0.40% 2023	3,000	3,000
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2012, 5.00% 2021	1,000	1,013
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2012, 5.00% 2022	1,920	2,034
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2014, 5.00% 2039	1,500	1,671
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2036	4,000	4,770
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2042	17,500	20,718
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2048	11,500	13,529
City of North Port, West Villages Improvement Dist. (Unit of Dev. No. 2), Special Assessment Bonds, Series 2019-A-1, 5.75% 2036	2,510	2,515
City of North Port, West Villages Improvement Dist. (Unit of Dev. No. 2), Special Assessment Bonds, Series 2019-A-2, 5.75% 2036	2,295	1,331
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2035	1,000	1,140
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-C, 5.00% 2040	1,935	2,192
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2040	1,000	1,142
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2035	1,500	1,740
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2036	4,100	4,548
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2040	3,000	3,471
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2041	4,880	5,408
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2045	4,300	4,967
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2047	6,280	6,950
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2033	1,240	1,506
County of Palm Beach, Health Facs. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2032	4,935	5,917
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2028	1,920	2,209
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-B, 4.00% 2041	250	293
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-B, 5.00% 2042	650	799

American Funds Tax-Exempt Funds	229

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Toby & Leon Cooperman Sinai Residences of Boca Raton Expansion), Series 2020, 5.00% 2055	$3,900	$4,257
City of Palm Coast, Palm Coast Park Community Dev. Dist., Special Assessment Bonds, Series 2006, 5.70% 2037	2,755	2,759
City of Palm Coast, Town Center at Palm Coast Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2005, 6.00% 2036	2,505	2,508
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2004-A, 6.00% 2036[6]	1,035	25
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-A-2, 6.25% 2038[1]	260	267
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Capital Appreciation Bonds, Series 2012-A-1, 6.00% 2036[1]	135	138
County of Pinellas, Industrial Dev. Auth., Rev. Bonds (Drs. Kiran & Pallavi Patel 2017 Foundation for Global Understanding, Inc. Project), Series 2019, 5.00% 2029	2,450	2,866
County of Pinellas, Industrial Dev. Auth., Rev. Bonds (Drs. Kiran & Pallavi Patel 2017 Foundation for Global Understanding, Inc. Project), Series 2019, 5.00% 2039	3,070	3,728
County of Polk, Industrial Dev. Auth., Retirement Fac. Rev. Ref. and Improvement Bonds (Carpenters Home Estates, Inc. Project), Series 2019-A, 5.00% 2039	400	450
County of Polk, Lake Ashton II Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2005-A, 5.375% 2036	1,224	1,225
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2039	2,250	2,497
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2044	3,420	3,775
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2036	2,000	2,298
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Bonds, Series 2007-B, 5.10% 2014[6]	10,260	2
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2011, 0% 2039[7,8]	25,045	3,862
City of St. Cloud, Stevens Plantation Community Dev. Dist., Special Assessment Rev. Bonds, Series 2003-B, 6.375% 2013[6]	3,491	2,217
City of St. Cloud, Stevens Plantation Improvement Project Dependent Special Dist., Rev. Bonds, Series 2003, 6.375% 2013 (put 2023)[6]	3,584	1,039
County of St. Johns, Industrial Dev. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2020-A, 4.00% 2055	3,315	3,785
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2022	110	115
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2023	115	123
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2036	1,000	1,138
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2041	750	844
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2046	710	793
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2050	1,000	1,114
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2002, 5.00% 2032[6]	2,480	2,536
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2016, 6.32% 2045	215	222
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2037	2,150	2,349
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2042	4,150	4,519
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2047	3,645	3,959
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2052	6,695	7,263
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Improvement Bonds (Sunnyside Village Project), Series 2018, 5.00% 2048	1,075	1,223
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Ref. Bonds (Village on the Isle Project), Series 2016, 5.00% 2026	150	171
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Ref. Bonds (Village on the Isle Project), Series 2016, 5.00% 2027	180	204
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Ref. Bonds (Village on the Isle Project), Series 2016, 5.00% 2030	120	135
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2047	4,350	5,369

230	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2024[2]	$1,000	$1,114
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2030[2]	6,000	6,608
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, BAM insured, 4.00% 2037	2,115	2,377
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2015-A, 5.00% 2040	1,350	1,533
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2055	1,800	2,050
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2045	3,945	4,494
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2020-A, 4.00% 2050	1,865	2,150
City of Venice, Retirement Community Rev. Improvement Bonds (Village on the Isle Project), Series 2019, 5.00% 2037	1,000	1,142
City of Venice, Retirement Community Rev. Improvement Bonds (Village on the Isle Project), Series 2019, 5.00% 2047	4,205	4,753
City of Venice, Retirement Community Rev. Improvement Bonds (Village on the Isle Project), Series 2019, 5.00% 2052	3,010	3,395
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.75% 2031	3,925	4,272
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 4.125% 2037	1,990	2,170
		479,154

Georgia 1.38%
City of Atlanta, Dev. Auth., Health Care Facs. Rev. Bonds, Capital Appreciation Bonds, Series 2017-B-2, 0% 2044	1,631	66
City of Atlanta, Dev. Auth., Senior Health Care Facs. Rev. Bonds (Georgia Proton Treatment Center Project), Series 2017-A-1, 7.00% 2040	4,000	3,019
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	2,510	2,580
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2017-C, 4.125% 2045	5,000	5,697
County of Cobb, Dev. Auth., Parking and Dining Hall Lease Rev. Ref. Bonds (Kennesaw State University Real Estate Foundations Projects), Series 2017, 5.00% 2033	1,000	1,240
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	1,180	1,182
County of Dekalb, Housing Auth., Senior Living Rev. Bonds (Baptist Retirement Communities of Georgia, Inc. and Clairmont Crest, Inc. Project), Series 2019-A, 5.125% 2049[2]	5,145	4,499
County of Dekalb, Housing Auth., Senior Living Rev. Bonds (Baptist Retirement Communities of Georgia, Inc. and Clairmont Crest, Inc. Project), Series 2019-A, 5.25% 2054[2]	4,750	4,170
Geo. L. Smith II World Congress Center Auth., Convention Center Hotel Second Tier Rev. Bonds, Series 2021-B, 3.625% 2031[2]	3,940	4,495
Geo. L. Smith II World Congress Center Auth., Convention Center Hotel Second Tier Rev. Bonds, Series 2021-B, 5.00% 2036[2]	4,625	5,727
Geo. L. Smith II World Congress Center Auth., Convention Center Hotel Second Tier Rev. Bonds, Series 2021-B, 5.00% 2054[2]	3,175	3,838
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-A, 4.00% 2050	480	541
County of Houston, Hospital Auth., Rev. Bonds (Houston Hospital, Inc.), Series 2016-B, 5.00% 2031 (preref. 2024)[1]	4,470	5,024
Counties of Macon and Bibb, Urban Dev. Auth., Rev. Bonds (Academy for Classical Education, Inc.), Series 2017, 5.75% 2037[2]	1,200	1,413
Counties of Macon and Bibb, Urban Dev. Auth., Rev. Bonds (Academy for Classical Education, Inc.), Series 2017, 5.875% 2047[2]	2,180	2,547
Counties of Macon and Bibb, Urban Dev. Auth., Rev. Bonds (Academy for Classical Education, Inc.), Series 2017, 6.00% 2052[2]	1,530	1,793
Main Street Natural Gas, Inc., Gas Project Rev. Bonds, Series 2007-A, 5.50% 2023	1,020	1,131
Main Street Natural Gas, Inc., Gas Project Rev. Bonds, Series 2007-A, 5.50% 2026	1,000	1,233
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2043	860	1,062
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-C, 4.00% 2048 (put 2023)	4,000	4,318
City of Marietta, Dev. Auth., Rev. Bonds (Life University, Inc. Project), Series 2017-A, 5.00% 2037[2]	2,500	2,839
County of Monroe, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2039 (put 2025)	1,000	1,028
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2019-A, 5.00% 2059	15,700	19,229

American Funds Tax-Exempt Funds	231

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.00% 2060	$6,740	$7,745
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.50% 2060	19,100	22,311
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2063	10,175	12,545
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 4.00% 2046	330	382
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2019-B, 5.00% 2048	4,000	4,898
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2056	505	623
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2063	1,200	1,481
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2034	2,300	2,904
Municipal Electric Auth., Project One Bonds, Series 2019-A, 4.00% 2049	2,700	3,089
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2029	1,000	1,114
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2044	2,000	2,192
Road and Tollway Auth., Toll Rev. Convertible Bonds (I-75 S Expressway Lanes Project), Capital Appreciation Bonds, Series 2014-A, 0% 2024 (escrowed to maturity)[2]	2,115	1,980
Road and Tollway Auth., Toll Rev. Convertible Bonds (I-75 S Expressway Lanes Project), Capital Appreciation Bonds, Series 2014-A, 0% 2034 (preref. 2024)[2]	3,495	1,871
Road and Tollway Auth., Toll Rev. Convertible Bonds (I-75 S Expressway Lanes Project), Capital Appreciation Bonds, Series 2014-B, 0% 2049 (7.00% on 6/1/2024) (preref. 2024)[1,2]	6,755	7,023
County of Rockdale, Rev. Ref. Bonds (Pratt Paper (GA), LLC Project), Series 2018, AMT, 4.00% 2038[2]	2,500	2,874
		151,703

Guam 0.51%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 5.00% 2021 (escrowed to maturity)	2,595	2,614
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.25% 2034	1,500	1,640
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.375% 2043	7,990	8,713
Business Privilege Tax Bonds, Series 2011-A, 5.00% 2031	2,050	2,090
Business Privilege Tax Bonds, Series 2012-B-1, 5.00% 2032	2,070	2,110
Business Privilege Tax Bonds, Series 2011-A, 5.25% 2036	1,665	1,699
Business Privilege Tax Bonds, Series 2012-B-1, 5.00% 2037	1,775	1,810
Business Privilege Tax Rev. Ref. Bonds, Series 2015-D, 5.00% 2031	3,250	3,758
Business Privilege Tax Rev. Ref. Bonds, Series 2015-D, 5.00% 2032	3,000	3,463
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2036	5,410	6,355
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	6,195	7,141
Dept. of Education, Certs. of Part. (John F. Kennedy High School Ref. and Energy Efficiency Project), Series 2020-A, 4.25% 2030	1,000	1,135
Dept. of Education, Certs. of Part. (John F. Kennedy High School Ref. and Energy Efficiency Project), Series 2020-A, 5.00% 2040	4,340	5,018
Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2040	1,330	1,682
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2022	1,000	1,062
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2024	725	807
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2031	585	706
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2033	465	558
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2035	400	478
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2021	495	499
Waterworks Auth., Water and Wastewater System Rev. Bonds, Series 2013, 5.50% 2043 (preref. 2023)	1,840	2,023
		55,361

Hawaii 0.20%
Airports System Rev. Bonds, Series 2018-A, AMT, 5.00% 2048	5,000	6,123
Dept. of Budget and Fin., Special Purpose Rev. Ref. Bonds (Hawaiian Electric Co., Inc.), Series 2017-B, AMT, 4.00% 2037	13,800	15,402
		21,525

Idaho 0.19%
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.375% 2034[2]	2,420	2,649
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.75% 2044[2]	7,015	7,506
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2017-A, 5.00% 2047	1,500	1,809

232	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Idaho (continued)
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2020-A, 4.50% 2030[2]	$540	$627
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2020-A, 5.00% 2040[2]	1,665	1,924
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2018-A, 6.00% 2049[2]	1,955	2,391
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2020-A, 5.00% 2054[2]	3,000	3,408
		20,314

Illinois 12.81%
City of Belleville, Tax Increment and Sales Tax Rev. Ref. Bonds (Carlyle/Green Mount Redev. Project), Series 2021-B, 3.25% 2029	1,000	1,033
Village of Bolingbrook, Special Service Area No. 2019-1, Special Tax Bonds, Series 2019, 5.00% 2033	1,645	1,789
Village of Bolingbrook, Special Service Area No. 2019-1, Special Tax Bonds, Series 2019, 5.25% 2041	4,230	4,543
City of Chicago, Board of Education, Capital Improvement Tax Bonds (Dedicated Rev.), Series 2018, 5.00% 2034	1,535	1,899
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2026	2,500	3,052
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2032	4,575	5,997
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2036	1,480	1,920
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2038	2,925	3,777
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2015-C, 5.25% 2039	6,570	7,394
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2011-A, 5.50% 2039	820	833
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2041	2,525	3,241
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-D, 5.00% 2046	8,665	10,688
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2016-B, 6.50% 2046	7,910	9,942
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2017-A, 7.00% 2046[2]	26,470	35,249
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2021	2,000	2,030
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-D, 5.00% 2021	1,500	1,523
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2023	5,500	6,070
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2024	2,000	2,289
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-F, 5.00% 2024	2,000	2,289
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2005-A, AMBAC insured, 5.50% 2024	2,425	2,794
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2025	4,000	4,725
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, 5.00% 2025	2,750	3,248
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2028	2,250	2,855
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,270
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-B, 6.75% 2030[2]	3,500	4,735
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2021-B, 5.00% 2031	2,890	3,805
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-G, 5.00% 2034	4,000	4,904
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2012-B, 4.00% 2035	5,000	5,178
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	3,105	3,892
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-H, 5.00% 2036	10,000	12,212
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-B, 7.00% 2042[2]	28,185	37,727

American Funds Tax-Exempt Funds	233

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-H, 5.00% 2046	$13,780	$16,626
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 2019-A, 0% 2025	2,500	2,379
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 1998-B-1, FGIC insured, 0% 2028	6,340	5,690
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2028	1,750	2,066
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2029	2,500	2,952
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2031	3,500	3,872
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2032	5,000	5,525
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2041	10,000	11,028
City of Chicago, G.O. Bonds, Series 2012-C, 5.00% 2023	435	443
City of Chicago, G.O. Bonds, Series 2003-B, 5.00% 2024	1,000	1,107
City of Chicago, G.O. Bonds, Series 2015-A, 5.25% 2028	3,230	3,708
City of Chicago, G.O. Bonds, Series 2014-A, 5.25% 2029	3,935	4,343
City of Chicago, G.O. Bonds, Series 2012-A, 5.00% 2033	585	595
City of Chicago, G.O. Bonds, Series 2017-A, 5.75% 2033	1,465	1,823
City of Chicago, G.O. Bonds, Series 2015-A, 5.50% 2034	200	230
City of Chicago, G.O. Bonds, Series 2019-A, 5.00% 2044	4,170	5,154
City of Chicago, G.O. Bonds, Series 2019-A, 5.50% 2049	5,050	6,381
City of Chicago, G.O. Bonds (City Colleges of Chicago Capital Improvement Project), Capital Appreciation Bonds, Series 1999, National insured, 0% 2031	7,000	5,647
City of Chicago, G.O. Bonds (Neighborhoods Alive 21 Program), Series 2002-B, 5.50% 2034	1,450	1,665
City of Chicago, G.O. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2027	2,250	2,018
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2003-B, 5.00% 2022	1,000	1,017
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.00% 2022	100	102
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 5.625% 2029	4,500	5,615
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.25% 2030	4,910	5,405
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 5.625% 2030	7,300	9,087
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.00% 2035	1,600	1,742
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2005-D, 5.50% 2037	260	298
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 6.00% 2038	12,355	15,491
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2030	8,000	6,486
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2031	2,155	1,683
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2032	725	547
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2024	2,020	2,236
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2027	9,600	11,692
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2027	1,500	1,771
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-A, 5.375% 2029	1,000	1,148
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2035	1,670	1,927
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2038	3,575	4,107
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.50% 2025	1,000	1,069
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.50% 2026	1,680	1,795
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.75% 2038	1,000	1,072
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.75% 2043	4,250	4,557
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2026	3,500	3,570
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-A, AMT, 5.00% 2034	3,000	3,440
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2037	10,000	12,071
City of Chicago, O’Hare International Airport, Special Facs. Rev. Bonds (Trips Obligated Group), Series 2018, AMT, 5.00% 2048	6,250	7,522
City of Chicago, Sales Tax Rev. Ref. Bonds, Series 2002, 5.00% 2032 (preref. 2025)	145	168
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2011-A, 5.00% 2041	12,005	12,175
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2012-A, 5.00% 2042	10,890	11,423
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2016-A, 7.00% 2044	23,350	28,828
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2024	2,190	2,132
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2025	2,325	2,227

234	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2025	$215	$206
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2029	6,700	5,848
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2029	4,910	4,285
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2031	8,330	6,863
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2031	6,705	5,524
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2017, 5.00% 2023	805	875
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2020-A, 4.00% 2050	1,000	1,168
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2051	19,750	23,582
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2020-A, 4.00% 2055	3,000	3,449
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2014, 5.00% 2024	1,000	1,115
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2017-A, 5.00% 2037	3,000	3,618
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, 5.00% 2042	6,000	6,106
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2023	1,000	1,068
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2026	560	539
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2022	250	265
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	2,575	2,841
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2024	2,000	2,293
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2027	1,750	2,155
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2028	1,000	1,223
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2029	1,000	1,217
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2030	700	848
City of Chicago, Water Rev. Bonds, Series 2016-A-1, 5.00% 2031	1,000	1,222
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2033	6,200	7,014
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2029	1,605	1,821
City of Chicago, Water Rev. Ref. Bonds, Series 2001, 5.75% 2030	3,000	3,684
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2035	2,290	2,848
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2038	5,000	6,186
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 5.00% 2042	4,370	4,601
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2044	500	565
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.75% 2034	2,000	2,812
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2003-A, FGIC-National insured, 6.00% 2033	6,300	9,015
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 6.00% 2025	1,995	2,303
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2013, 5.25% 2043	3,000	3,258
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2017, BAM insured, 5.00% 2047	7,100	8,379
County of Cook, Community College Dist. No. 510 (South Suburban College), Limited Tax G.O. Bonds, Capital Appreciation Bonds, Series 2008, Assured Guaranty insured, 0% 2022	1,000	993
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2021	290	294
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	350	435
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2031	3,500	4,224
County of DuPage, Special Service Area No. 31 (Monarch Landing Project), Special Tax Bonds, Series 2006, 5.625% 2036	4,060	4,066
Fin. Auth., Charter School Rev. Ref. and Improvement Rev. Bonds (Chicago International Charter School Project), Series 2017, 5.00% 2037	2,030	2,423
Fin. Auth., Charter School Rev. Ref. and Improvement Rev. Bonds (Chicago International Charter School Project), Series 2017, 5.00% 2047	3,180	3,733
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.25% 2033	225	226
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2022	40	42
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2042	1,000	1,137
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2036	7,530	9,226

American Funds Tax-Exempt Funds	235

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2041	$1,000	$1,196
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2032	1,285	1,551
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2035	3,750	4,502
Fin. Auth., Rev. Bonds (Franciscan Communities, Inc.), Series 2013-A, 5.125% 2043	4,000	4,205
Fin. Auth., Rev. Bonds (Franciscan Communities, Inc.), Series 2013-A, 5.125% 2043 (preref. 2023)	430	467
Fin. Auth., Rev. Bonds (Friendship Village Schaumburg), Series 2017, 5.125% 2045	6,775	5,071
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2034	3,600	4,340
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 4.00% 2035	1,465	1,680
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2040	13,000	15,526
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2046	16,665	19,765
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2030	2,000	2,695
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2033	1,825	2,173
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2015-A, 4.125% 2037	1,220	1,372
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2025	1,135	1,347
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2026	1,030	1,236
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2026	1,000	1,221
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2028	2,240	2,704
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2030	1,500	1,794
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2031	2,270	2,704
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2029	4,500	5,556
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2032	4,000	4,914
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 3.75% 2034	250	285
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2034	1,265	1,549
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2036	2,250	2,745
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041	2,150	2,457
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	80	94
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	5	6
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2041	2,000	2,428
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 6.00% 2043	2,300	2,488
Fin. Auth., Rev. Bonds (Rosalind Franklin University Research Building Project), Series 2017-C, 5.00% 2046	900	1,061
Fin. Auth., Rev. Bonds (Rosalind Franklin University Research Building Project), Series 2017-C, 5.00% 2049	1,250	1,472
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2032	1,100	1,277
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2038	1,500	1,734
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2032 (preref. 2026)	2,000	2,448
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2033 (preref. 2026)	2,000	2,448
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2035 (preref. 2026)	2,010	2,460
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2037 (preref. 2026)	1,800	2,203
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2034	1,000	1,355
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2016-A, 5.00% 2045	6,880	8,101
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2034	1,000	1,245
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2026	1,065	1,265
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 5.00% 2028	1,000	1,239
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2030	1,900	2,303
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 4.00% 2032	1,050	1,238
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2033	3,000	3,617
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 4.00% 2038	315	365
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2038	11,080	13,265
Fin. Auth., Rev. Ref. Bonds (Christian Homes, Inc.), Series 2016, 5.00% 2031	1,875	2,150
Fin. Auth., Rev. Ref. Bonds (Christian Homes, Inc.), Series 2016, 5.00% 2036	2,400	2,730
Fin. Auth., Rev. Ref. Bonds (Christian Homes, Inc.), Series 2016, 5.00% 2040	2,275	2,575
Fin. Auth., Rev. Ref. Bonds (Illinois Institute of Technology), Series 2019, 5.00% 2034	1,100	1,390
Fin. Auth., Rev. Ref. Bonds (Illinois Institute of Technology), Series 2019, 5.00% 2036	1,000	1,258
Fin. Auth., Rev. Ref. Bonds (Illinois Institute of Technology), Series 2019, 5.00% 2040	1,500	1,871
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2035	5,450	6,412
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2045	2,000	2,344
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2018-A, 4.125% 2047	2,000	2,322
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2035	3,950	4,608
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 4.125% 2037	8,710	9,672
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2044	6,400	7,411
Fin. Auth., Rev. Ref. Bonds (Southern Illinois Healthcare Enterprises, Inc.), Series 2017-C, 5.00% 2026	250	300
Fin. Auth., Student Housing and Academic Fac. Rev. Bonds (CHF-Chicago, LLC - University of Illinois at Chicago Project), Series 2017-A, 4.00% 2023	965	1,012

236	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Student Housing and Academic Fac. Rev. Bonds (CHF-Chicago, LLC - University of Illinois at Chicago Project), Series 2017-A, 5.00% 2047	$2,365	$2,750
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2023	775	773
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2024	815	810
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2025	730	723
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2030	3,965	3,843
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2035	2,800	2,657
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2047	13,500	12,212
Fin. Auth., Student Housing Rev. Bonds (CHF-DeKalb II, LLC - Northern Illinois University Project), Series 2011, 5.75% 2021 (escrowed to maturity)	2,000	2,018
Fin. Auth., Student Housing Rev. Bonds (CHF-DeKalb II, LLC - Northern Illinois University Project), Series 2011, 6.00% 2024	1,000	1,009
Fin. Auth., Student Housing Rev. Bonds (CHF-DeKalb II, LLC - Northern Illinois University Project), Series 2011, 6.875% 2043	19,125	19,332
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2021	5,095	5,156
G.O. Bonds, Series 2014, 5.00% 2022	4,300	4,454
G.O. Bonds, Series 2014, 5.00% 2022	885	906
G.O. Bonds, Series 2017-A, 5.00% 2025	3,385	4,022
G.O. Bonds, Series 2017-A, 5.00% 2023	2,500	2,769
G.O. Bonds, Series 2013, 5.00% 2023	740	806
G.O. Bonds, Series 2016, 5.00% 2025	1,000	1,156
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	14,750	17,939
G.O. Bonds, Series 2017-D, 5.00% 2027	16,990	21,122
G.O. Bonds, Series 2016, 5.00% 2027	3,065	3,701
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2028	27,805	34,415
G.O. Bonds, Series 2012-A, 5.00% 2028	1,000	1,020
G.O. Bonds, Series 2017-C, 5.00% 2029	3,320	4,084
G.O. Bonds, Series 2020-B, 5.00% 2029	2,155	2,785
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	3,000	3,500
G.O. Bonds, Series 2020-B, 4.00% 2032	6,200	7,498
G.O. Bonds, Series 2020-B, 4.00% 2033	6,750	8,137
G.O. Bonds, Series 2016, 5.00% 2033	4,000	4,731
G.O. Bonds, Series 2013, 5.50% 2033	3,715	4,033
G.O. Bonds, Series 2016, 4.00% 2035	3,000	3,345
G.O. Bonds, Series 2020-B, 4.00% 2035	1,000	1,200
G.O. Bonds, Series 2018-A, 5.00% 2035	5,000	6,137
G.O. Bonds, Series 2017-A, 5.00% 2035	2,145	2,605
G.O. Bonds, Series 2016, 4.00% 2036	2,545	2,834
G.O. Bonds, Series 2017-A, 5.00% 2036	1,500	1,818
G.O. Bonds, Series 2021-A, 4.00% 2038	1,000	1,201
G.O. Bonds, Series 2013, 5.50% 2038	1,000	1,082
G.O. Bonds, Series 2014, 5.00% 2039	13,550	14,939
G.O. Bonds, Series 2014, 5.00% 2039	4,100	4,543
G.O. Bonds, Series 2020, 5.50% 2039	7,000	9,184
G.O. Bonds, Series 2021-A, 4.00% 2040	2,700	3,222
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2041	2,125	2,433
G.O. Bonds, Series 2020-C, 4.00% 2042	3,085	3,636
G.O. Rev. Ref. Bonds, Series 2012, 5.00% 2021	650	650
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2023	2,765	3,043
G.O. Rev. Ref. Bonds, Series 2012, 4.00% 2025	405	419
G.O. Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2025	4,250	4,451
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2026	3,000	3,582
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	2,500	3,036
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	2,000	2,481
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	5,150	6,260
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2029	2,000	2,520
G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2030	60	69

American Funds Tax-Exempt Funds	237

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-B, AMT, 3.50% 2046	$2,485	$2,669
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-C, 3.50% 2046	1,330	1,434
Housing Dev. Auth., Housing Rev. Green Bonds, Series 2021-B, 3.00% 2051	2,980	3,297
Housing Dev. Auth., Rev. Bonds, Series 2021-A, 3.00% 2051	945	1,039
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2025	3,000	3,461
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2026	620	738
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2027	1,140	1,394
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2029	1,610	2,043
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2031	780	979
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	750	931
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2039	1,165	1,433
Village of Lincolnshire, Special Service Area No. 1 (Sedgebrook Project), Special Tax Bonds, Series 2004, 6.25% 2034	1,281	1,282
Village of Matteson, Tax Increment Limited Obligation Rev. Bonds, Series 2015, 6.50% 2035	1,220	1,361
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 1994, BAM insured, 0% 2028	3,185	2,894
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030	2,600	2,217
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030 (escrowed to maturity)	130	117
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2032	8,860	7,108
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2033	10,505	8,222
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2034	13,110	10,014
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2038	5,280	3,655
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2039	3,800	2,527
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2012-B, 0% 2051	28,990	13,404
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2002-A, Assured Guaranty Municipal insured, 5.50% 2023	360	387
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2020-B, 5.00% 2042	5,525	7,103
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-A, 5.00% 2042	1,500	1,562
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2015-A, 5.00% 2053	5,950	6,824
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2025	1,085	1,154
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2028	1,155	1,439
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	500	521
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2035	3,000	3,493
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2040	4,000	4,628
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2042	7,555	8,795
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2047	2,560	2,950
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	15,500	17,877

238	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 5.00% 2050	$9,500	$11,884
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2052	8,700	9,987
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2052	1,470	1,530
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-A, 5.00% 2057	7,000	8,408
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1996-A, National insured, 0% 2025	2,535	2,434
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2027	3,650	3,392
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2037	1,390	943
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2039	1,750	1,095
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2039	1,595	1,012
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2040	2,850	1,718
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2040	1,650	1,010
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2041	2,800	1,654
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2041	1,900	1,105
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2043	800	488
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2044	20,395	12,043
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2046	3,300	1,837
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, 0% 2054	20,000	8,485
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, BAM insured, 0% 2054	11,785	5,218
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, Assured Guaranty Municipal insured, 0% 2056	28,925	12,326
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, 0% 2056	20,160	8,068
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, Assured Guaranty Municipal insured, 0% 2056	13,500	5,693
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2035	1,075	1,279
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2036	2,175	2,579
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2037	1,650	1,951
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2038	1,850	2,181
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2039	2,520	2,966
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2039	405	484
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2040	1,975	2,320
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2041	2,350	2,756
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2041	385	458
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2037	1,285	1,658
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2036	1,280	1,650
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 4.00% 2038	2,000	2,386

American Funds Tax-Exempt Funds	239

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2022	$790	$809
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2023	300	312
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2008-A, 5.50% 2023	500	543
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2027	2,205	2,279
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2032	4,045	4,153
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2022	4,500	4,464
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2025	230	216
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2029	1,325	1,111
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Hospital Sisters Services, Inc. Obligated Group), Series 2017-A, 5.00% 2028	550	698
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.625% 2048 (preref. 2023)	3,000	3,499
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2028	2,000	2,521
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, 5.00% 2028	1,000	1,238
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, 5.00% 2029	2,000	2,514
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2030	2,250	2,859
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2030	6,000	6,674
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2031	2,550	2,832
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2032	1,000	1,108
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Capital Appreciation Bonds, Series 2001, AMBAC insured, 0% 2023	2,625	2,598
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Capital Appreciation Bonds, Series 2001, AMBAC insured, 0% 2025	600	580
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Capital Appreciation Bonds, Series 2001, AMBAC insured, 0% 2026	965	918
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2040	4,000	4,711
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 5.00% 2044	1,500	1,894
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2020-A, 5.00% 2045	12,665	16,366
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2014-A, 5.00% 2024	480	541
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 5.00% 2025	1,000	1,170
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	750	806
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	2,985	3,227
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2034	2,160	2,448
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2036	5,000	5,661
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2014-C, 5.00% 2023	775	836
Village of Volo, Special Service Area No. 17, Special Tax Bonds, Series 2017, 5.50% 2047	1,210	1,275
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.125% 2027	1,129	1,234
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2034	4,993	5,696
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2036	1,246	1,348
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2032	4,320	5,015
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2036	7,519	8,097
		1,404,627

240	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana 1.38%
Fin. Auth., Educational Facs. Rev. Bonds (Seven Oaks Classical School Project), Series 2021-A, 5.00% 2041	$850	$957
Fin. Auth., Educational Facs. Rev. Bonds (Seven Oaks Classical School Project), Series 2021-A, 5.00% 2051	625	693
Fin. Auth., Educational Facs. Rev. Bonds (Seven Oaks Classical School Project), Series 2021-A, 5.00% 2056	550	605
Fin. Auth., Environmental Improvement Rev. Bonds (U.S. Steel Corp. Project), Series 2020-A, AMT, 6.75% 2039	10,550	14,209
Fin. Auth., Environmental Improvement Rev. Ref. Bonds (U.S. Steel Corp. Project), Series 2021-A, 4.125% 2026	2,200	2,408
Fin. Auth., Health Facs. Rev. Bonds (Good Samaritan Hospital Project), Series 2016-A, 5.50% 2041	2,000	2,309
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2016-A, 5.00% 2051	1,500	1,740
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2043	2,000	2,252
Fin. Auth., Hospital Rev. Bonds (Marion General Hospital), Series 2020-A, 4.00% 2050	15,000	17,481
Fin. Auth., Hospital Rev. Bonds (Parkview Health System), Series 2018-A, 4.00% 2048	1,000	1,153
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2026	2,000	2,229
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2028	2,500	2,780
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2029	1,000	1,111
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-B, 3.00% 2030	3,500	3,870
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2032	18,060	18,591
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2039	10,600	10,887
Fin. Auth., Private Activity Bonds (Ohio River Bridges East End Crossing Project), Series 2013-A, AMT, 5.00% 2035	3,000	3,256
Fin. Auth., Private Activity Bonds (Ohio River Bridges East End Crossing Project), Series 2013-A, AMT, 5.00% 2044	7,225	7,833
Fin. Auth., Private Activity Bonds (Ohio River Bridges East End Crossing Project), Series 2013-A, AMT, 5.00% 2048	3,250	3,522
Fin. Auth., Private Activity Bonds (Ohio River Bridges East End Crossing Project), Series 2013-A, AMT, 5.25% 2051	3,410	3,710
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2033	2,410	2,823
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2038	2,395	2,792
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2043	4,000	4,632
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2016-A, 5.25% 2046	6,750	7,902
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2048	4,500	5,191
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 5.75% 2028	255	278
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 6.50% 2033	215	236
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 7.00% 2043	3,710	4,084
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2036	3,730	4,197
Gary/Chicago International Airport Auth., Airport Dev. Zone Rev. Bonds, Series 2014, AMT, 5.25% 2034	1,000	1,093
Gary/Chicago International Airport Auth., Airport Dev. Zone Rev. Bonds, Series 2014, AMT, 5.00% 2039	2,500	2,702
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A-2, AMT, 3.50% 2038	595	625
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	940	1,036
County of Knox, Econ. Dev. Rev. and Ref. Bonds (Good Samaritan Hospital Project), Series 2012-A, 5.00% 2023	1,000	1,029
County of Knox, Econ. Dev. Rev. and Ref. Bonds (Good Samaritan Hospital Project), Series 2012-A, 5.00% 2025	1,570	1,614
City of Valparaiso, Exempt Facs. Rev. Bonds (Pratt Paper (IN), LLC Project), Series 2013, AMT, 7.00% 2044	3,080	3,516
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2015, AMT, 5.00% 2045 (put 2022)	3,000	3,187
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2016-A, AMT, 5.00% 2046 (put 2023)	2,350	2,532
		151,065

Iowa 0.42%
Fin. Auth., Midwestern Disaster Area Rev. Bonds (Iowa Fertilizer Co. Project), Series 2013-B, 5.25% 2050 (put 2037)	1,500	1,652
Fin. Auth., Midwestern Disaster Area Rev. Ref. Bonds (Iowa Fertilizer Co. Project), Series 2019, 3.125% 2022	750	766
Fin. Auth., Midwestern Disaster Area Rev. Ref. Bonds (Iowa Fertilizer Co. Project), Series 2013, 5.25% 2025	9,165	10,037
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2018-A, 5.00% 2043	1,500	1,755
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2018-A, 5.00% 2048	6,340	7,385
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2019-A-2, 2.875% 2049	475	480
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2028	480	533
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2033	1,000	1,100
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2038	1,125	1,233
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2048	2,500	2,724
Fin. Auth., Senior Living Facs. Rev. Ref. Bonds (Sunrise Retirement Community Project), Series 2021, 5.00% 2041	1,700	1,866
Fin. Auth., Senior Living Facs. Rev. Ref. Bonds (Sunrise Retirement Community Project), Series 2021, 5.00% 2051	3,290	3,570
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2021-B, 3.00% 2051	1,620	1,789
Student Loan Liquidity Corp., Student Loan Rev. Bonds, Series 2019-B, AMT, 3.00% 2039	4,000	4,285
Student Loan Liquidity Corp., Student Loan Rev. Bonds, Series 2019-C, AMT, 3.50% 2044	6,950	7,272
		46,447

American Funds Tax-Exempt Funds	241

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kansas 0.27%
Dev. Fin. Auth., Rev. Ref. Bonds (Lifespace Communities, Inc.), Series 2010-S, 5.00% 2030	$1,920	$1,926
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2027	750	868
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2029	1,205	1,386
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2031	1,330	1,524
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2039	5,660	6,404
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2017-A, 5.00% 2043	4,050	4,651
City of Manhattan, Health Care Facs. Rev. Bonds (Meadowlark Hills), Series 2021-A, 4.00% 2036	865	1,002
City of Manhattan, Health Care Facs. Rev. Bonds (Meadowlark Hills), Series 2021-A, 4.00% 2046	1,150	1,302
City of Wichita, Health Care Facs. Rev. Bonds (Presbyterian Manors, Inc.), Series 2019-III, 5.00% 2034	2,000	2,236
City of Wichita, Health Care Facs. Rev. Bonds (Presbyterian Manors, Inc.), Series 2018-I, 5.00% 2047	750	813
City of Wichita, Health Care Facs. Rev. Bonds (Presbyterian Manors, Inc.), Series 2019-III, 5.00% 2050	500	548
City of Wichita, Sales Tax Special Obligation Rev. Bonds (K-96 Greenwich Star Bond Project), Series 2017, 4.20% 2027	4,550	4,653
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 4.00% 2028	450	460
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 5.00% 2034	2,125	2,197
		29,970

Kentucky 0.84%
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 5.00% 2028	1,260	1,491
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 5.00% 2030	1,815	2,128
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 4.00% 2032	500	558
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 4.00% 2036	2,775	3,075
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 5.00% 2040	4,615	5,319
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 5.00% 2032	910	1,153
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2034	980	1,144
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2036	380	441
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2037	750	868
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, Assured Guaranty Municipal insured, 3.00% 2040	6,185	6,572
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2026	4,500	4,163
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	3,485	3,145
Econ. Dev. Fin. Auth., Healthcare Facs. Rev. and Rev. Ref. Bonds (Rosedale Green Project), Series 2015, 5.50% 2035	600	626
Econ. Dev. Fin. Auth., Healthcare Facs. Rev. and Rev. Ref. Bonds (Rosedale Green Project), Series 2015, 5.75% 2045	6,515	6,762
Econ. Dev. Fin. Auth., Healthcare Facs. Rev. and Rev. Ref. Bonds (Rosedale Green Project), Series 2015, 5.75% 2050	2,650	2,745
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2034	2,720	3,329
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2041	4,250	5,140
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2046	8,350	10,100
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2045	7,000	8,579
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2047	1,500	1,589
Higher Education Student Loan Corp., Student Loan Rev. Bonds, Series 2017-A, AMT, 3.00% 2029	235	236

242	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kentucky (continued)
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2035	$150	$182
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2036	155	187
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2038	415	498
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2041	750	893
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2046	105	123
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2051	110	128
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2029	2,550	3,083
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	500	612
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2035	1,500	1,824
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	6,600	7,198
Public Transportation Infrastructure Auth., Toll Rev. Bonds (Downtown Crossing Project), Series 2013-A, 5.75% 2049	1,885	2,076
Public Transportation Infrastructure Auth., Toll Rev. Bonds (Downtown Crossing Project), Series 2013-A, 6.00% 2053	5,500	6,078
		92,045

Louisiana 1.48%
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-B, AMT, 5.00% 2035	1,785	2,039
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-B, AMT, 5.00% 2040	5,000	5,703
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2030	300	363
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2031	400	483
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2032	500	605
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2029	1,000	1,262
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2034	1,250	1,543
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2039	3,650	4,447
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Drainage Projects), Series 2015-C, 7.00% 2044[2]	12,970	12,924
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Drainage Projects), Series 2015-B, 7.00% 2044[2]	3,970	3,956
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Road Projects), Series 2015-A, 7.00% 2044[2]	4,000	3,986
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-B, 2.50% 2036	23,380	24,177
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2039	1,000	1,237
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Westlake Chemical Corp. Projects), Series 2017, 3.50% 2032	5,000	5,603
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2042	2,000	2,397
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2052	800	951
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase III Project), Series 2019-A, 5.00% 2059	10,750	13,356
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2051	10,460	12,117
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2056	1,000	1,156
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032 (preref. 2026)	10	12
Public Facs. Auth., Rev. Bonds (Provident Group - HSC Properties, Inc. - LSU Health Foundations, New Orleans Project), Series 2006, 5.10% 2057[2]	12,500	14,160
Public Facs. Auth., Rev. Ref. Bonds (Nineteenth Judicial Dist. Court Building Project), Series 2015, Assured Guaranty Municipal insured, 5.25% 2051	1,000	1,173
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032	890	1,056

American Funds Tax-Exempt Funds	243

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2033	$1,620	$1,918
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2033 (preref. 2026)	15	18
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	6,500	6,697
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2008, 6.10% 2038 (put 2030)[2]	4,160	5,546
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2010, 6.35% 2040[2]	8,140	11,016
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2010-A, 6.35% 2040[2]	2,000	2,707
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2011, 5.85% 2041 (put 2025)[2]	4,500	5,185
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017, 2.10% 2037 (put 2024)	1,000	1,038
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	4,700	4,884
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-2, 2.375% 2037 (put 2026)	4,800	5,092
Parish of St. Tammany, Public Trust Fncg. Auth., Rev. and Rev. Ref. Bonds (Christwood Project), Series 2014, 5.00% 2024	510	545
Parish of St. Tammany, Public Trust Fncg. Auth., Rev. and Rev. Ref. Bonds (Christwood Project), Series 2014, 5.25% 2037	2,330	2,550
		161,902

Maine 0.11%
Fin. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2005-R-3, AMT, 5.25% 2025[2]	2,000	2,284
Fin. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2015-R-2, AMT, 4.375% 2035 (put 2025)[2]	250	282
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2024	85	97
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2025	90	106
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2026	110	133
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2027	120	148
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2028	150	188
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2029	150	191
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2030	245	315
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Healthcare Systems Obligated Group Issue), Series 2016-A, 5.00% 2041	1,800	2,071
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Healthcare Systems Obligated Group Issue), Series 2016-A, 5.00% 2046	1,000	1,144
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Medical Center Obligated Group Issue), Series 2013, 5.00% 2026 (preref. 2023)	275	300
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Medical Center Obligated Group Issue), Series 2013, 5.00% 2027 (preref. 2023)	985	1,075
City of Portland, General Airport Rev. Ref. Bonds, Series 2016, 5.00% 2031	1,090	1,274
City of Portland, General Airport Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,000	1,163
City of Portland, General Airport Rev. Ref. Bonds, Series 2016, 5.00% 2035	1,000	1,161
		11,932

Maryland 1.12%
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2037	2,100	2,449
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2045	1,040	1,212
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2050	1,000	1,161
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2045	5,550	6,468
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2050	4,000	4,645
Mayor and City Council of Baltimore, Special Obligation Rev. Ref. Bonds, Series 2017-A, 4.00% 2027	475	527
Mayor and City Council of Baltimore, Special Obligation Rev. Ref. Bonds, Series 2017-A, 4.50% 2033	3,900	4,344
Mayor and City Council of Baltimore, Special Obligation Rev. Ref. Bonds, Series 2017-A, 5.00% 2038	1,725	1,957
Mayor and Council of Brunswick, Special Obligation Rev. Ref. Bonds (Brunswick Crossing Special Taxing Dist.), Series 2019, 3.00% 2024	685	713
Mayor and Council of Brunswick, Special Obligation Rev. Ref. Bonds (Brunswick Crossing Special Taxing Dist.), Series 2019, 4.00% 2029	950	1,112
Mayor and Council of Brunswick, Special Obligation Rev. Ref. Bonds (Brunswick Crossing Special Taxing Dist.), Series 2019, 5.00% 2036	2,850	3,425
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-B, AMT, 3.25% 2044	325	335

244	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-A, 3.00% 2051	$2,250	$2,474
Econ. Dev. Corp., Econ. Dev. Rev. Bonds (Terminal Project), Series 2019-A, AMT, 5.00% 2044	500	609
Econ. Dev. Corp., Econ. Dev. Rev. Bonds (Terminal Project), Series 2019-A, AMT, 5.00% 2049	1,250	1,514
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2029	1,850	2,324
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2032	1,000	1,236
Econ. Dev. Corp., Special Obligation Bonds (Metro Centre at Owings Mills Project), Series 2017, 4.375% 2036	3,560	4,081
Econ. Dev. Corp., Special Obligation Bonds (Metro Centre at Owings Mills Project), Series 2017, 4.50% 2044	6,850	7,756
Econ. Dev. Corp., Student Housing Rev. Bonds (Bowie State University Project), Series 2020, 4.00% 2040	500	584
Econ. Dev. Corp., Student Housing Rev. Bonds (Bowie State University Project), Series 2020, 4.00% 2050	1,500	1,724
Econ. Dev. Corp., Student Housing Rev. Bonds (Bowie State University Project), Series 2020, 5.00% 2055	2,000	2,461
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 4.25% 2050	3,050	3,570
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 5.00% 2056	5,075	6,289
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Bowie State University Project), Series 2015, 5.00% 2025[2]	1,740	1,919
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Bowie State University Project), Series 2015, 5.00% 2029[2]	1,680	1,937
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2033	1,000	1,072
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Morgan State University Project), Series 2012, 5.00% 2034	1,500	1,556
County of Frederick, Tax Increment and Special Tax Obligation Rev. Ref. Bonds (Jefferson Technology Park Project), Series 2020-B, 4.625% 2043[2]	2,300	2,783
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2016-A, 5.50% 2036	8,000	9,790
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2048	4,500	5,173
Health and Higher Educational Facs. Auth., Rev. Bonds (Frederick Health System), Series 2020, 4.00% 2045	900	1,061
Health and Higher Educational Facs. Auth., Rev. Bonds (Frederick Health System), Series 2020, 4.00% 2050	1,000	1,169
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.00% 2028[2]	550	596
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.125% 2034[2]	750	801
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.375% 2039[2]	2,000	2,141
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.50% 2047[2]	10,000	10,653
County of Prince George, Special Obligation Bonds (Hampton Park Project), Series 2019-A, 4.00% 2031[2]	750	827
County of Prince George, Special Obligation Bonds (Hampton Park Project), Series 2019-A, 4.25% 2039[2]	2,150	2,337
County of Prince George, Special Obligation Bonds (Hampton Park Project), Series 2019-A, 4.375% 2048[2]	5,330	5,764
County of Prince George, Special Obligation Bonds (National Harbor Project), Series 2004, 5.20% 2034	6,530	6,583
County of Prince George, Special Obligation Bonds (Suitland-Naylor Road Project), Series 2016, 5.00% 2046[2]	2,500	2,744
County of Prince George, Special Tax Dist. Bonds (Victoria Falls Project), Series 2005, 5.25% 2035	836	847
		122,723

Massachusetts 0.56%
Dev. Fin. Agcy., Rev. Bonds (Boston Medical Center Issue), Series 2015-D, 5.00% 2044	1,500	1,713
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.00% 2028[2]	3,335	3,852
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.00% 2033[2]	4,000	4,549
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.00% 2038[2]	4,250	4,788
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.125% 2046[2]	7,825	8,780
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Capital Appreciation Bonds, Series 2011-B, 0% 2056	4,266	2,966
Dev. Fin. Agcy., Rev. Bonds (Milford Regional Medical Center Issue), Series 2020-G, 5.00% 2046[2]	1,350	1,666
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2029	1,800	2,158
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2036	3,500	4,174
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2038	500	620
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2044	750	916
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2027	1,400	1,761
Dev. Fin. Agcy., Rev. Ref. Bonds (Newbridge Charles Issue), Series 2017, 5.00% 2047[2]	2,500	2,738
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2017-A, AMT, 3.625% 2032	4,590	4,732
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2016-J, AMT, 3.50% 2033	6,310	6,470
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2019-B, AMT, 3.00% 2035	4,030	4,167
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2020-B, AMT, 2.625% 2036	1,925	2,014
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2021-B, AMT, 2.00% 2037	1,415	1,434
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 177, AMT, 4.00% 2039	1,090	1,150
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 188, AMT, 4.00% 2043	935	1,009
		61,657

American Funds Tax-Exempt Funds	245

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan 1.99%
City of Dearborn, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Henry Ford Village, Inc. Project), Series 2008, 7.00% 2038[6]	$2,500	$2,375
City of Dearborn, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Henry Ford Village, Inc. Project), Series 2008, 7.125% 2043[6]	6,525	6,199
City of Dearborn, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Henry Ford Village, Inc. Project), Series 2017, 7.50% 2044[2,6]	6,600	6,270
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2024	500	553
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2025	1,350	1,538
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2029	250	304
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2030	500	604
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2032	1,000	1,200
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2033	500	599
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2034	1,250	1,494
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2036	1,565	1,863
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2037	500	594
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2038	1,300	1,542
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2039	395	492
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2040	365	418
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2041	320	366
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2042	450	513
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2046	1,745	2,168
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2050	2,220	2,748
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured 5.25% 2039 (preref. 2022)	4,850	5,080
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	1,000	1,036
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 4.00% 2045	1,000	1,187
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2040	5,000	5,808
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	1,400	1,492
Fin. Auth., Hospital Rev. Ref. Bonds (Henry Ford Health System), Series 2016, 5.00% 2037	3,500	4,239
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2019-A, 4.00% 2047	1,700	1,993
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2027	1,090	1,156
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Fin. Recovery Income Tax Local Project Bonds), Series 2014-F-1, 4.50% 2029	2,600	2,799
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-6, 5.00% 2033	2,000	2,264
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2032	500	585
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2034	2,000	2,334
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2035	1,500	1,750
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Water Supply System Rev. Ref. Local Project Bonds), Series 2014-D-4, 5.00% 2034	1,000	1,131
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 5.00% 2021	1,500	1,516
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 5.00% 2022	3,150	3,322
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 4.00% 2030	2,550	2,628
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 4.00% 2031	1,000	1,030
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2020-B-2, 0% 2065	140,000	19,087
City of Flint, Hospital Building Auth., Building Auth. Rev. and Rev. Ref. Bonds (Hurley Medical Center), Series 2020, 4.00% 2038	250	284
City of Flint, Hospital Building Auth., Rev. Ref. Bonds (Hurley Medical Center), Series 2013-B, 4.75% 2023	510	536
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.00% 2023	1,060	1,117
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2028	4,605	4,917
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2039	2,775	2,932
Charter Township of Grand Rapids, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2037	5,980	7,115
Charter Township of Grand Rapids, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2044	9,335	10,988
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 4.00% 2027	2,770	3,014

246	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2032	$1,055	$1,164
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2037	1,200	1,318
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2047	5,165	5,619
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2052	4,740	5,149
County of Grand Traverse, Hospital Fin. Auth., Rev. and Rev. Ref. Bonds (Munson Healthcare Obligated Group), Series 2021, 5.00% 2028	725	931
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-B, 5.00% 2046	5,000	5,954
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 2.70% 2056	6,480	6,545
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.35% 2034	1,500	1,608
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	670	717
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	3,760	4,151
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2032	1,390	1,647
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2016, 5.00% 2037	8,625	9,916
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2012, 5.625% 2041	4,775	4,918
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2022, 4.00% 2043	2,180	2,378
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2021, 4.00% 2045	750	840
Strategic Fund, Limited Obligation Rev. and Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2034	1,900	2,245
Strategic Fund, Limited Obligation Rev. and Rev. Ref. Bonds (United Methodist Retirement Communities, Inc. Project), Series 2019, 5.00% 2034	1,285	1,518
Strategic Fund, Limited Obligation Rev. Bonds (I-75 Improvement Project), Series 2018, AMT, Assured Guaranty Municipal insured, 5.00% 2043	5,000	6,117
Strategic Fund, Limited Obligation Rev. Bonds (I-75 Improvement Project), Series 2018, AMT, Assured Guaranty Municipal insured, 5.00% 2048	2,750	3,343
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Exempt Facs. Project), Series 2008-ET-2, 1.45% 2029 (put 2021)	1,950	1,952
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2029	1,000	1,199
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2043	1,750	2,042
Strategic Fund, Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2037	2,000	2,380
Strategic Fund, Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2044	2,420	2,849
Strategic Fund, Exempt Facs. Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 0.58% 2027 (put 2024)	3,800	3,800
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2021-B, AMT, 5.00% 2046	1,750	2,274
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2012-D, AMT, 5.00% 2028	12,000	12,771
		218,525

Minnesota 0.15%
City of Duluth, Econ. Dev. Auth., Health Care Facs. Rev. Bonds (Essentia Health Obligated Group), Series 2018-A, 5.00% 2058	2,500	3,021
Higher Education Supplemental Loan Auth., Rev. Bonds, Series 2018, AMT, 4.00% 2037	2,185	2,422
Higher Education Supplemental Loan Auth., Rev. Bonds, Series 2020, AMT, 2.65% 2038	2,000	2,073
Housing Fin. Agcy., Homeownership Fin. Bonds (Mortgage-Backed Securities Pass-Through Program), Series 2017-I, 2.80% 2047	1,253	1,323
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2013-A, AMT, 3.00% 2031	115	118
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-C, AMT, 4.00% 2045	575	614
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	905	993
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	1,585	1,751
City of St. Paul, Housing and Redev. Auth., Charter School Lease Rev. Bonds (Great River School Project), Series 2017-A, 4.75% 2029[2]	365	405

American Funds Tax-Exempt Funds	247

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Minnesota (continued)
City of St. Paul, Housing and Redev. Auth., Charter School Lease Rev. Bonds (Great River School Project), Series 2017-A, 5.25% 2033[2]	$140	$161
City of St. Paul, Housing and Redev. Auth., Charter School Lease Rev. Bonds (Great River School Project), Series 2017-A, 5.50% 2052[2]	1,600	1,821
City of Woodbury, Charter School Lease Rev. Bonds (Woodbury Leadership Academy Project), Series 2021-A, 4.00% 2051	1,320	1,457
		16,159

Mississippi 0.28%
Business Fin. Corp., Rev. Ref. Bonds (System Energy Resources, Inc. Project), Series 2021, 2.375% 2044	2,200	2,227
Business Fin. Corp., Solid Waste Disposal, Rev. Bonds (Waste Pro USA, Inc. Project), Series 2017, AMT, 5.00% 2036 (put 2022)[2]	10,500	10,899
Home Corp., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2051	895	990
Hospital Equipment and Facs. Auth., Rev. Bonds (Baptist Memorial Health Care), Series 2016-A, 5.00% 2041	4,000	4,753
Hospital Equipment and Facs. Auth., Rev. Bonds (Baptist Memorial Health Care), Series 2016-A, 5.00% 2046	4,000	4,725
County of Warren, Gulf Opportunity Zone Bonds (International Paper Co. Project), Series 2011-A, 5.375% 2035	5,100	5,180
County of Warren, Gulf Opportunity Zone Rev. Ref. Bonds (International Paper Co. Project), Series 2018, 2.90% 2032 (put 2023)	1,900	2,004
		30,778

Missouri 1.22%
County of Cape Girardeau, Industrial Dev. Auth., Health Facs. Rev. Bonds (Southeast Missouri Hospital Association), Series 2016-A, 6.00% 2033	4,020	4,441
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Bethesda Health Group, Inc.), Series 2015, 5.00% 2040	1,650	1,829
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Bethesda Health Group, Inc.), Series 2015, 5.00% 2045	2,050	2,249
Health and Educational Facs. Auth., Health Facs. Rev. Ref. Bonds (St. Anthony’s Medical Center), Series 2015-B, 5.00% 2045	1,320	1,495
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Christian Horizons Obligated Group), Series 2018, 5.00% 2036	1,500	1,717
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Christian Horizons Obligated Group), Series 2018, 5.00% 2040	2,000	2,276
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 4.00% 2034	500	585
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-A, 5.00% 2034	2,500	2,824
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-A, 5.00% 2042	5,600	6,281
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 4.00% 2048	5,000	5,704
Health and Educational Facs. Auth., Senior Living Facs. Rev. Ref. Bonds (Lutheran Senior Services), Series 2016-A, 5.00% 2046	825	935
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-1, AMT, 4.00% 2045	1,855	1,985
City of Joplin, Industrial Dev. Auth., Sales Tax Rev. Bonds (32nd Street Place Community Improvement Dist. Project), Series 2021, 3.50% 2040	750	766
Kansas City, Industrial Dev. Auth., Airport Special Obligation Bonds (Kansas City International Airport Terminal Modernization Project), Series 2020-A, AMT, Assured Guaranty Municipal insured, 4.00% 2057	3,000	3,467
City of Lee’s Summit, Special Obligation Tax Increment and Special Dist. Rev. Ref. and Improvement Bonds (Summit Fair Project), Series 2017, 3.50% 2023[2]	230	234
City of Lee’s Summit, Special Obligation Tax Increment and Special Dist. Rev. Ref. and Improvement Bonds (Summit Fair Project), Series 2017, 4.00% 2027[2]	1,850	1,909
City of Maryland Heights, Industrial Dev. Auth., Rev. Bonds (St. Louis Community Ice Center Project), Series 2018-A, 4.375% 2030	860	835
City of Maryland Heights, Industrial Dev. Auth., Rev. Bonds (St. Louis Community Ice Center Project), Series 2018-A, 5.00% 2039	4,360	4,235
City of Maryland Heights, Industrial Dev. Auth., Rev. Bonds (St. Louis Community Ice Center Project), Series 2018-A, 5.00% 2049	7,250	6,694
City of Maryland Heights, Tax Increment and Special Dist. Rev. Bonds (Westport Plaza Redev. Area), Series 2020, 3.625% 2031	1,535	1,669

248	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2045	$2,000	$2,529
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2049	1,000	1,254
City of Rolla, Move Rolla Transportation Dev. Dist., Sales Tax Rev. Bonds, Series 2017, 3.75% 2029	1,360	1,433
City of Rolla, Move Rolla Transportation Dev. Dist., Sales Tax Rev. Bonds, Series 2017, 4.50% 2036	750	817
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2023	300	307
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2024	400	412
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2026	215	224
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2030	950	975
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.125% 2035	500	509
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2026	2,500	2,995
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2027	3,275	4,213
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2029	1,000	1,353
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2030	4,255	5,878
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2031	2,000	2,825
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2015-A, 5.00% 2030	1,000	1,097
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2015-A, 5.00% 2035	1,400	1,523
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2012, 6.125% 2042	1,000	1,033
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2015-A, 5.125% 2045	2,000	2,145
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.00% 2038	1,000	1,142
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2017, 5.00% 2048	5,110	5,845
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018-A, 5.125% 2048	980	1,114
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.125% 2049	1,335	1,517
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.25% 2053	18,710	21,326
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village Sunset Hills), Series 2012, 5.00% 2032	1,020	1,058
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.00% 2025	1,235	1,342
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.00% 2035	1,410	1,573
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.125% 2045	8,300	9,192
County of St. Louis, Transportation Dev. Dist., Transportation Rev. Bonds (Missouri Bottom Road/Taussig Road), Series 2002, 7.20% 2033[6]	3,300	1,122
County of Stoddard, Industrial Dev. Auth., Health Facs. Rev. Bonds (Southeast Missouri Hospital Association), Series 2016-B, 6.00% 2037	3,870	4,265
City of Town and Country, Town and Country Crossing Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020-A, 3.375% 2037	540	553
		133,701

American Funds Tax-Exempt Funds	249

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nebraska 0.19%
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2048	$2,350	$2,699
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024[6,7,8,9,10]	399	399
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)[6,7,8,9,10]	199	199
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)[6,7,8,9,10]	153	153
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)[6,7,8,9,10]	150	150
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)[6,7,8,9,10]	62	62
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2024[6,7,8,9,10]	219	219
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	190	190
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025[6,7,8,9,10]	184	184
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025[6,7,8,9,10]	172	172
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	151	151
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025[6,7,8,9,10]	25	25
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	859	859
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	135	135
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	121	121
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	81	81
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	69	69
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	62	62
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	35	35
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% 2026[6,7,8,9,10]	154	154
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% 2026[7,8,9,10]	89	89
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	1,655	1,815
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019, AMT, 3.75% 2049	2,550	2,748
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019-B, AMT, 4.00% 2049	2,145	2,353
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2024 (100% PIK)[7,8,9,10]	637	637
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2024 (100% PIK)[7,8,9,10]	598	598
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025[7,8,9,10]	1,947	1,947
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025[7,8,9,10]	876	876
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025[7,8,9,10]	857	857
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)[7,8,9,10]	582	582
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)[7,8,9,10]	439	439
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025[7,8,9,10]	370	370
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)[7,8,9,10]	180	180

250	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nebraska (continued)
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)[7,8,9,10]	$139	$139
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025[7,8,9,10]	139	139
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)[7,8,9,10]	58	58
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)[7,8,9,10]	420	420
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)[7,8,9,10]	402	402
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)[7,8,9,10]	232	232
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)[7,8,9,10]	6	6
		21,006

Nevada 0.47%
Dept. of Business and Industry, Charter School Rev. Bonds (Doral Academy of Nevada), Series 2017-A, 5.00% 2037[2]	1,000	1,107
Dept. of Business and Industry, Charter School Rev. Bonds (Doral Academy of Nevada), Series 2017-A, 5.00% 2047[2]	1,600	1,752
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2015-A, 4.00% 2025	1,260	1,335
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2018-A, 4.50% 2029[2]	890	995
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2018-A, 5.00% 2038[2]	1,000	1,122
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2015-A, 5.125% 2045[2]	1,000	1,113
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2018-A, 5.00% 2048[2]	1,500	1,660
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2028	2,000	2,127
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 2.50% 2021	245	246
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 2.75% 2022	350	357
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 2.75% 2023	355	366
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 3.00% 2024	375	393
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 3.00% 2025	380	402
County of Clark, Special Improvement Dist. No. 142 (Mountain’s Edge), Local Improvement Rev. Ref. Bonds, Series 2012, 5.00% 2021	925	925
City of Henderson, Local Improvement Dist. No. T-16 (Falls at Lake Las Vegas), Limited Obligation Improvement Bonds, Series 2005, 5.125% 2025	2,170	2,034
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2045	1,225	1,387
City of Las Vegas, Sales Tax Increment Rev. Bonds, Series 2016, 3.50% 2025[2]	2,130	2,131
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 5.00% 2022	295	305
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 5.00% 2023	255	273
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 4.25% 2024	200	217
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 5.00% 2024	140	154
City of Las Vegas, Special Improvement Dist. No. 612 (Skye Hills), Local Improvement Bonds, Series 2020, 3.50% 2035	215	230
City of Las Vegas, Special Improvement Dist. No. 612 (Skye Hills), Local Improvement Bonds, Series 2020, 4.00% 2050	1,000	1,072
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2026	800	883
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2028	320	351
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2029	570	623

American Funds Tax-Exempt Funds	251

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2031	$120	$131
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 4.00% 2022	1,055	1,092
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 4.50% 2025	630	708
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 5.00% 2026	660	752
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,565	1,761
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 5.00% 2035	1,535	1,701
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.00% 2023	200	206
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.00% 2024	155	161
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.00% 2025	235	247
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.25% 2026	225	241
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.50% 2027	250	272
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.50% 2028	230	249
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.00% 2033	1,165	1,267
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.25% 2037	985	1,074
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.375% 2042	1,255	1,362
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.50% 2047	1,505	1,635
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.25% 2023	440	456
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2025	200	215
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2026	200	218
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2027	200	220
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2028	160	177
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2029	345	384
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.25% 2031	310	335
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2032	420	457
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2033	470	508
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2035	1,035	1,114
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 4.00% 2039	500	554
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 4.00% 2049	1,650	1,797
City of Las Vegas, Special Improvement Dist. No. 815 (Summerlin Village 25), Local Improvement Bonds, Series 2020, 4.75% 2040	1,000	1,159
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.50% 2022	150	153
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.50% 2023	125	130

252	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.50% 2024	$125	$132
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.75% 2025	145	157
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.75% 2026	195	214
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.75% 2027	260	289
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.875% 2028	400	449
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.00% 2029	210	238
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.00% 2030	340	382
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.25% 2034	615	695
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.50% 2039	785	896
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.625% 2043	660	750
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.625% 2049	1,465	1,653
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-B, Assured Guaranty Municipal insured, 4.125% 2058	1,250	1,405
		51,556

New Hampshire 0.84%
Business Fin. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2013, AMT, 2.95% 2029[2]	1,900	2,084
Business Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2003, AMT, 3.125% 2024[1]	2,750	2,984
Health and Education Facs. Auth., Healthcare System Rev. Bonds (Covenant Health Systems Obligated Group Issue), Series 2007-A, 5.00% 2027	150	150
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2031	1,250	1,498
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	30,183	36,733
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-A, AMT, 4.00% 2027[2]	2,000	2,116
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-B, 4.625% 2042[2]	1,000	1,055
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-C, AMT, 4.875% 2042[2]	5,000	5,300
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2020-B, AMT, 3.75% 2045 (put 2040)[2]	13,525	14,559
National Fin. Auth., Resource Recovery Rev. Ref. Green Bonds (Covanta Project), Series 2020-A, 3.625% 2043 (put 2040)[2]	11,715	12,560
National Fin. Auth., Rev. Bonds (The Lawrenceville School Project), Series 2021-A, 4.00% 2051	5,395	6,454
National Fin. Auth., Senior Living Rev. Ref. Bonds (Springpoint Senior Living, Inc.), Series 2021, 4.00% 2041	1,500	1,676
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2018-A, AMT, (SIFMA Municipal Swap Index + 0.75%) 0.395% 2033 (put 2021)[4]	3,270	3,271
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2019-A-4, AMT, 2.15% 2038 (put 2024)	2,000	2,100
		92,540

New Jersey 3.86%
Atlantic City, Tax Appeal Rev. Ref. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2032	1,200	1,462
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Bonds (Cooper Health System Obligated Group Issue), Series 2013-A, 5.75% 2042	2,665	2,852
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2032	555	612
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	1,500	1,692
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2029	1,180	1,318

American Funds Tax-Exempt Funds	253

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.25% 2039	$2,500	$2,710
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.25% 2044	1,000	1,080
Econ. Dev. Auth., Energy Fac. Rev. Bonds (UMM Energy Partners, LLC Project), Series 2012-A, AMT, 5.00% 2037	7,085	7,309
Econ. Dev. Auth., Energy Fac. Rev. Bonds (UMM Energy Partners, LLC Project), Series 2012-A, AMT, 5.125% 2043	750	774
Econ. Dev. Auth., Motor Vehicle Surcharges Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2027	3,250	4,077
Econ. Dev. Auth., Motor Vehicle Surcharges Rev. Ref. Bonds, Series 2017-A, BAM insured, 4.00% 2034	2,210	2,503
Econ. Dev. Auth., Private Activity Bonds (Goethals Bridge Replacement Project), Series 2013, AMT, 5.375% 2043	7,725	8,650
Econ. Dev. Auth., Private Activity Bonds (Goethals Bridge Replacement Project), Series 2013, AMT, 5.625% 2052	3,940	4,431
Econ. Dev. Auth., Rev. Bonds (Foundation Academy Charter School Project), Series 2018-A, 5.00% 2050	1,100	1,288
Econ. Dev. Auth., Rev. Bonds (Provident Group - Kean Properties LLC - Kean University Student Housing Project), Series 2017-A, 5.00% 2047	3,500	3,770
Econ. Dev. Auth., Rev. Bonds (Provident Group - Kean Properties LLC - Kean University Student Housing Project), Series 2017-A, 5.00% 2050	1,590	1,711
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2037	2,750	3,324
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Rowan Properties LLC - Rowan University Student Housing Project), Series 2015-A, 5.00% 2035	3,750	4,014
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Rowan Properties LLC - Rowan University Student Housing Project), Series 2015-A, 5.00% 2048	2,150	2,276
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-FFF, 5.00% 2026	3,235	3,904
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2015-WW, 5.25% 2029	2,500	2,948
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2016-AAA, 5.50% 2031	2,000	2,481
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2015-WW, 5.25% 2033	2,500	2,944
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2034	1,500	1,819
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 4.00% 2035	800	970
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2035	1,275	1,543
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2038	3,000	3,760
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2043	2,000	2,490
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2019-LLL, 4.00% 2044	3,500	4,091
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 4.00% 2046	2,185	2,587
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 4.00% 2050	1,500	1,768
Econ. Dev. Auth., School Facs. Construction Rev. Bonds, Series 2013-NN, 5.00% 2024	2,000	2,150
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2015-XX, 5.00% 2025	10,500	12,295
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2013-I, (SIFMA Municipal Swap Index + 1.60%) 1.62% 2028[4]	13,970	14,183
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 4.00% 2029[2]	670	734
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 5.00% 2039[2]	825	917
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 5.00% 2049[2]	930	1,022
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 5.00% 2054[2]	725	794
Econ. Dev. Auth., Special Fac. Rev. Bonds (Continental Airlines, Inc. Project), Series 1999, AMT, 5.25% 2029	23,275	24,559
Econ. Dev. Auth., Special Fac. Rev. Bonds (Continental Airlines, Inc. Project), Series 2000-B, AMT, 5.625% 2030	1,545	1,734
Econ. Dev. Auth., Special Fac. Rev. Bonds (Continental Airlines, Inc. Project), Series 2003, AMT, 5.50% 2033	3,500	3,821
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 4.00% 2037	1,850	2,188
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 4.00% 2038	6,600	7,790
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 4.00% 2039	4,550	5,359
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 5.00% 2044	3,000	3,755
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2019-A, AMT, 2.20% 2039 (put 2029)	2,500	2,686
Educational Facs. Auth., Rev. Bonds (Higher Education Capital Improvement Fund Issue), Series 2014-A, 4.00% 2031	10,130	11,016
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2024	1,000	1,127
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2027	1,000	1,198
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2030	500	590
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2034	1,000	1,213
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2031	1,700	2,015
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2035	500	589

254	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2007, 5.75% 2037	$6,500	$6,521
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2011, 6.00% 2026	2,080	2,086
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2011, 6.25% 2035	3,110	3,120
Health Care Facs. Fncg. Auth., State Contract Rev. Ref. Bonds (Hospital Asset Transformation Program), Series 2017, 5.00% 2036	2,000	2,438
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2013-1-A, AMT, 3.75% 2026	255	263
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2016-1-A, AMT, 3.50% 2032	820	859
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2019-B, AMT, 3.25% 2039	10,000	10,961
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 2.50% 2040	1,805	1,863
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-C, AMT, 3.25% 2051	3,000	3,079
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	1,240	1,406
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-H, 3.00% 2052	4,585	5,123
South Jersey Port Corp., Marine Terminal Rev. Bonds, Series 2017-B, AMT, 5.00% 2036	1,000	1,213
South Jersey Port Corp., Marine Terminal Rev. Bonds, Series 2017-B, AMT, 5.00% 2042	1,250	1,504
South Jersey Port Corp., Marine Terminal Rev. Bonds, Series 2017-B, AMT, 5.00% 2048	1,875	2,241
South Jersey Transportation Auth., Transportation System Rev. Bonds, Series 2014-A, 5.00% 2025	400	459
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	1,920	2,034
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2027	990	1,130
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2033	1,600	1,799
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	2,410	3,062
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	3,000	3,508
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-B, 5.00% 2046	2,500	2,990
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.25% 2046	1,210	1,491
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-AA, 5.00% 2032	8,000	10,422
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-AA, 5.00% 2037	1,500	1,883
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2038	6,755	8,109
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2039	1,500	1,801
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2040	1,500	1,798
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-BB, 5.00% 2044	4,575	5,686
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2045	4,000	4,740
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 5.00% 2045	2,530	3,225
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 3.00% 2050	2,000	2,118
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2050	5,000	5,894
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 5.00% 2050	4,455	5,651
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-BB, 5.00% 2050	2,500	3,090
Transportation Trust Fund Auth., Transportation System Bonds, Series 2005-B, National insured, 5.50% 2021	5,975	6,091
Transportation Trust Fund Auth., Transportation System Bonds, Series 2018-A, 5.00% 2030	2,000	2,531
Transportation Trust Fund Auth., Transportation System Bonds, Series 2018-A, 5.00% 2033	2,500	3,158
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-BB, 4.00% 2037	5,000	5,829
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2038	4,500	5,235
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-AA, 5.00% 2038	1,000	1,263
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2039	3,500	4,059
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 4.00% 2039	3,000	3,541
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2040	3,500	4,045
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2041	2,000	2,306
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2042	4,000	4,596
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-AA, 5.00% 2046	2,000	2,480
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2026	1,095	1,035
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2027	8,245	7,703
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-B, 0% 2027	1,010	929
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2028	9,800	8,801
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, National insured, 0% 2031	13,845	11,585
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-C, BAM insured, 0% 2032	1,825	1,514

American Funds Tax-Exempt Funds	255

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, Assured Guaranty Municipal insured, 0% 2034	$17,285	$13,629
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2008-A, 0% 2035	4,000	2,966
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2035	3,480	2,617
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2036	10,565	7,728
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, BAM Insured, 0% 2038	1,180	835
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, 0% 2039	12,380	8,127
County of Union, Improvement Auth., Solid Waste Disposal Rev. Green Bonds (Aries Linden, LLC Project), Series 2019, AMT, 6.75% 2041[2]	7,500	7,970
		423,033

New Mexico 0.13%
Hospital Equipment Loan Council, First Mortgage Rev. Bonds (Haverland Charter Lifestyle Group - La Vida Llena Expansion Project), Series 2019-A, 5.00% 2049	2,875	3,323
Hospital Equipment Loan Council, Rev. Ref. Bonds (Haverland Charter Lifestyle Group), Series 2012, 5.00% 2032	1,500	1,548
Hospital Equipment Loan Council, Rev. Ref. Bonds (Haverland Charter Lifestyle Group), Series 2012, 5.00% 2042	1,500	1,543
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2010-A, Class I, 4.625% 2025	35	35
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2016-A-2, Class I, AMT, 3.50% 2046	700	749
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	895	991
Mortgage Fin. Auth., Single Family Mortgage Program Rev. Ref. Bonds, Series 2012-B-1, Class I, AMT, 3.75% 2043	300	308
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2034	1,000	1,155
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2039	500	574
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2044	1,265	1,443
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2049	2,405	2,735
		14,404

New York 5.99%
Town of Brookhaven, Local Dev. Corp., Rev. Bonds (Active Retirement Community, Inc.), Series 2020-A, 4.00% 2055	6,815	7,712
Town of Brookhaven, Local Dev. Corp., Rev. Bonds (Long Island Community Hospital Project), Series 2020-A, 5.00% 2050	2,250	2,802
Brooklyn Arena Local Dev. Corp., PILOT Rev. Bonds (Barclays Center), Capital Appreciation Bonds, Series 2009, 0% 2045	2,110	1,150
Brooklyn Arena Local Dev. Corp., PILOT Rev. Bonds (Barclays Center), Capital Appreciation Bonds, Series 2009, 0% 2046	3,850	2,021
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	2,500	3,038
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2042	45,480	53,545
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Capital Appreciation Bonds, Series 2009, 0% 2044	2,000	1,131
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.25% 2035	500	583
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2040	600	694
Build NYC Resource Corp., Rev. Bonds (Bronx Charter School for Excellence Project), Series 2013-A, 5.50% 2043	500	531
Build NYC Resource Corp., Rev. Bonds (Friends of Hellenic Classical Charter Schools, Inc. Project), Series 2021-A, 5.00% 2041[2]	1,065	1,252
Build NYC Resource Corp., Rev. Bonds (Friends of Hellenic Classical Charter Schools, Inc. Project), Series 2021-A, 5.00% 2051[2]	1,620	1,878
Build NYC Resource Corp., Rev. Bonds (Friends of Hellenic Classical Charter Schools, Inc. Project), Series 2021-A, 5.00% 2055[2]	1,430	1,646
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2031	350	396
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2041	610	687

256	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2051	$635	$703
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2056	530	584
Build NYC Resource Corp., Rev. Bonds (Shefa School Project), Series 2021-A, 2.50% 2031[2]	500	511
Build NYC Resource Corp., Rev. Bonds (Shefa School Project), Series 2021-A, 5.00% 2051[2]	3,750	4,535
Build NYC Resource Corp., Rev. Ref. Bonds (Albert Einstein School of Medicine, Inc. Project), Series 2015, 5.50% 2045[2]	5,200	5,960
Build NYC Resource Corp., Rev. Ref. Bonds (Brooklyn Navy Yard Cogeneration Partners, LP Project), Series 2019, AMT, 5.00% 2028[2]	11,950	13,401
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 4.50% 2025[2]	310	336
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 5.00% 2035[2]	4,495	5,080
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2037	1,415	1,038
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2038	2,110	1,505
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2039	4,000	2,773
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2046	3,445	1,947
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, Assured Guaranty Municipal insured, 0% 2048	5,050	2,714
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2049	4,020	2,073
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2055	10,000	4,389
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, 0% 2055	6,090	2,584
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2056	3,950	1,710
Dormitory Auth., Rev. Bonds (Culinary Institute of America), Series 2013, 5.50% 2033	500	547
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2040	250	288
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2045	900	1,041
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2050	500	576
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2031[2]	500	578
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2032[2]	500	577
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2033[2]	1,200	1,385
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2034[2]	1,200	1,384
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2035[2]	1,000	1,153
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2037	2,305	2,826
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2038	1,305	1,596
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2041	10,000	11,003
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2047	6,775	8,132
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2047	5,000	5,963
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2048	3,500	4,171
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2017, AMT, 2.875% 2044 (put 2029)[2]	4,750	5,201
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2020-R-1, 2.75% 2050 (put 2025)	2,975	3,159
City of Glen Cove, Local Econ. Assistance Corp., Rev. Bonds (Garvies Point Public Improvement Project), Convertible Capital Appreciation Bonds, Series 2016-C, 0% 2055 (5.62% on 1/1/2024)[1]	16,320	17,592
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-I, 1.75% 2024	1,900	1,915
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.25% 2047	1,385	1,390
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.75% 2047	970	974
Town of Huntington, Local Dev. Corp. Rev. Bonds (Gurwin Independent Housing, Inc. / Fountaingate Gardens Project), Series 2021-A, 5.25% 2056	3,685	4,094
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 4.00% 2042	1,750	1,969
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (3 World Trade Center Project), Series 2014, Class 2, 5.375% 2040[2]	1,000	1,131
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (4 World Trade Center Project), Series 2011, 5.75% 2051	1,000	1,015
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2013-E, 5.00% 2038	1,970	2,144

American Funds Tax-Exempt Funds	257

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2040	$1,500	$1,716
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-A-3, (SIFMA Municipal Swap Index + 0.50%) 0.52% 2042 (put 2022)[4]	750	749
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	8,450	11,127
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-1, 5.00% 2043	6,000	7,678
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-1, 5.00% 2044	2,000	2,554
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 4.75% 2045	11,300	13,963
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2021-A-1, 4.00% 2046	4,315	5,089
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2047	5,000	5,850
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2048	2,675	3,127
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-3, 4.00% 2049	15,765	18,391
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.00% 2050	12,955	16,229
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.25% 2055	5,715	7,215
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-B, 5.00% 2023	1,125	1,245
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[4]	3,960	3,989
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2026	2,365	2,898
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2026	1,315	1,611
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2028	1,890	2,408
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2032	930	1,229
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 4.00% 2045	3,870	4,541
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, BAM insured, 0% 2040	9,325	6,366
County of Monroe, Industrial Dev. Corp., Rev. Bonds (St. Ann’s of Greater Rochester, Inc.), Series 2019, 5.00% 2040	5,745	6,571
County of Monroe, Industrial Dev. Corp., Rev. Bonds (St. Ann’s of Greater Rochester, Inc.), Series 2019, 5.00% 2050	2,540	2,881
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	4,785	5,269
New York City G.O. Bonds, Series 2021-C, 4.00% 2041	1,000	1,206
New York City G.O. Bonds, Series 2021-F-1, 4.00% 2047	1,045	1,255
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2050	4,000	4,718
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	1,600	1,626
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-F, 4.50% 2048	1,925	2,002
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	1,300	1,307
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2046	2,375	2,563
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	5,350	6,318
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-DD-1, 4.00% 2050	8,750	10,386
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 4.00% 2050	6,000	7,122
Niagara Area Dev. Corp., Solid Waste Disposal Fac. Rev. Ref. Bonds (Covanta Project), Series 2018-A, AMT, 4.75% 2042[2]	7,800	8,247
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2029	1,200	1,341
County of Onondaga, Resource Recovery Agcy., Rev. Ref. Bonds, Series 2015-A, AMT, Assured Guaranty Municipal insured, 5.00% 2030	1,490	1,710
Onondaga Civic Dev. Corp., Rev. Bonds (St. Joseph’s Hospital Health Center Project), Series 2012, 5.00% 2042 (preref. 2022)	1,000	1,044
Port Auth., Consolidated Bonds, Series 207, AMT, 5.00% 2032	5,000	6,228
County of Rockland, G.O. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	300	337
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2040	1,000	1,175
County of Sullivan, Infrastructure Local Dev. Corp. Rev. Bonds (Adelaar Infrastructure Project), Series 2016-E-1, 4.85% 2031[2]	4,635	4,991
County of Sullivan, Infrastructure Local Dev. Corp. Rev. Bonds (Adelaar Infrastructure Project), Series 2016-E-2, 5.35% 2049[2]	16,155	17,297
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, 5.00% 2021[6]	1,000	500
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, 5.00% 2027[6]	1,805	902

258	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, 5.00% 2032[6]	$2,345	$1,172
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, AMT, 5.00% 2038[6]	1,370	685
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 3.00% 2048	7,000	7,584
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2056	23,870	28,173
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2058	2,000	2,357
Thruway Auth., State Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2052	5,000	5,916
Transportation Dev. Corp., Fac. Rev. Bonds (New York State Thruway Service Areas Project), Series 2021, AMT, 4.00% 2053	4,130	4,885
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2021, AMT, 2.25% 2026	10,085	10,472
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2021, AMT, 3.00% 2031	3,530	3,832
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2020, AMT, 5.25% 2031	9,870	12,029
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2020, AMT, 5.375% 2036	4,960	6,403
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2037	705	917
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 4.00% 2039	1,100	1,315
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2016, AMT, 5.00% 2021 (escrowed to maturity)	1,850	1,850
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2016, AMT, 5.00% 2026	14,220	14,251
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2016, AMT, 5.00% 2031	4,000	4,009
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (Terminal One Group Association, LP Project), Series 2015, AMT, 5.00% 2022	2,550	2,598
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (Terminal One Group Association, LP Project), Series 2015, AMT, 5.00% 2023	560	596
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 4.00% 2032	2,000	2,182
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 4.00% 2033	4,500	4,908
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2041	3,250	3,660
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2046	3,300	3,712
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.25% 2050	16,950	19,202
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2026	1,110	1,320
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT 5.00% 2029	565	706
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2030	3,700	4,595
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2031	4,000	4,945
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2032	7,000	8,630
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2033	3,000	3,690
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2034	4,500	5,522
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2035	1,500	1,955
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 4.00% 2036	7,380	8,533
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2036	1,000	1,222

American Funds Tax-Exempt Funds	259

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2040	$6,000	$7,728
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 4.375% 2045	9,935	11,975
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2039	1,500	1,895
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 3.00% 2040	9,000	9,889
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-E, 3.00% 2050	5,000	5,370
County of Westchester, Local Dev. Corp., Rev. Bonds (Purchase Housing Corp. II Project), Series 2017, 5.00% 2047	1,020	1,166
County of Westchester, Local Dev. Corp., Rev. Bonds (Westchester Medical Center Obligated Group Project), Series 2016, 5.00% 2046	3,000	3,489
County of Westchester, Local Dev. Corp., Rev. Ref. Bonds (The Bethel Methodist Home - The Knolls Project), Series 2020-A, 5.00% 2040	1,000	1,071
County of Westchester, Local Dev. Corp., Rev. Ref. Bonds (The Bethel Methodist Home - The Knolls Project), Series 2020-A, 5.125% 2055	1,100	1,167
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 4.00% 2029	200	225
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 5.00% 2039	420	502
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 5.00% 2054	930	1,090
		657,077

North Carolina 0.38%
Educational Assistance Auth., Student Loan Rev. Bonds, Series 2020-A, AMT, 3.125% 2039	815	840
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 46-A, 3.00% 2051	4,000	4,409
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 5.00% 2045	1,500	1,834
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Lutheran Services for the Aging), Series 2012-A, 4.75% 2032 (preref. 2022)	1,500	1,539
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Pennybyrn at Maryfield), Series 2015, 5.00% 2025	500	540
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Pennybyrn at Maryfield), Series 2015, 5.00% 2030	1,900	2,058
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Pennybyrn at Maryfield), Series 2015, 5.00% 2035	1,000	1,077
Medical Care Commission, Health Care Facs. Rev. Bonds (Novant Health Obligated Group), Series 2019-A, 4.00% 2049	2,820	3,335
Medical Care Commission, Retirement Facs. First Mortgage Bonds (Pennybyrn at Maryfield), Series 2020-A, 5.00% 2045	1,000	1,141
Medical Care Commission, Retirement Facs. First Mortgage Bonds (Pennybyrn at Maryfield), Series 2020-A, 5.00% 2050	1,500	1,707
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Carolina Village Project), Series 2017-B, 5.00% 2047	5,230	5,487
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2049	1,300	1,503
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2039	1,650	1,887
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2049	4,100	4,639
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019-B, (1-month USD-LIBOR x 0.67 + 0.35%) 0.192% 2034 (put 2022)[4]	10,000	10,001
		41,997

North Dakota 0.34%
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	980	1,082
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2043	13,400	15,563
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2048	9,500	10,976
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2053	8,550	9,816
		37,437

260	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio 3.52%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-D, 2.875% 2026	$7,975	$8,539
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-A, 2.875% 2026	2,750	2,944
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2014-B, AMT, 2.60% 2041 (put 2029)	1,000	1,063
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (Ohio Valley Electric Corp. Project), Series 2019-A, 3.25% 2029	7,000	7,841
Air Quality Dev. Auth., Exempt Facs. Rev. Bonds (AMG Vanadium Project), Series 2019, AMT, 5.00% 2049[2]	26,575	31,337
Air Quality Dev. Auth., Exempt Facs. Rev. Bonds (Pratt Paper (OH), LLC Project), Series 2017, AMT, 4.25% 2038[2]	1,850	2,157
Air Quality Dev. Auth., Exempt Facs. Rev. Bonds (Pratt Paper (OH), LLC Project), Series 2017, AMT, 4.50% 2048[2]	2,500	2,953
Air Quality Dev. Auth., Rev. Ref. Bonds (AK Steel Corp. Project), Series 2012-A, AMT, 6.75% 2024	6,000	6,127
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2040	1,200	1,443
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2020-B-2, 5.00% 2055	14,100	16,595
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020-B-3, 0% 2057	208,975	34,642
County of Butler, Hospital Facs. Rev. Bonds (UC Health), Series 2016, 5.00% 2045	6,500	7,725
City of Centerville, Health Care Improvement and Rev. Ref. Bonds, Series 2017, 5.25% 2037	4,250	4,829
City of Centerville, Health Care Improvement and Rev. Ref. Bonds, Series 2017, 5.25% 2047	3,795	4,253
City of Centerville, Health Care Improvement and Rev. Ref. Bonds, Series 2017, 5.25% 2050	2,400	2,685
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2025	1,110	1,133
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	1,000	1,020
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2037	2,450	2,888
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2052	7,750	8,994
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.50% 2052	2,085	2,486
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2057	3,500	4,054
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 5.25% 2028	235	236
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	2,210	2,308
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	140	147
County of Franklin, Health Care Facs. Rev. Bonds (OPRS Communities), Series 2016-C, 5.00% 2038	3,000	3,475
County of Franklin, Health Care Facs. Rev. Ref. and Improvement Bonds (Wesley Communities Obligated Group), Series 2020, 5.25% 2040	2,905	3,386
County of Franklin, Health Care Facs. Rev. Ref. and Improvement Bonds (Wesley Communities Obligated Group), Series 2020, 5.25% 2055	8,455	9,721
County of Gallia, Hospital Facs. Rev. Ref. and Improvement Bonds (Holzer Health System Obligated Group Project), Series 2012-A, 8.00% 2042 (preref. 2022)	7,730	8,263
County of Hamilton, Healthcare Facs. Rev. Bonds (Christ Hospital Project), Series 2012, 5.00% 2042 (preref. 2022)	1,500	1,561
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2031	4,360	4,995
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2046	3,870	4,327
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2051	6,145	6,837
County of Hamilton, Healthcare Rev. Bonds (Life Enriching Communities Project), Series 2017-A, 5.00% 2047	1,250	1,424
County of Hamilton, Healthcare Rev. Bonds (Life Enriching Communities Project), Series 2017-A, 5.00% 2052	1,125	1,278
Hickory Chase Community Auth., Infrastructure Improvement Rev. Bonds (Hickory Chase Project), Series 2019-A, 5.00% 2040[2]	2,425	2,676
Hickory Chase Community Auth., Infrastructure Improvement Rev. Bonds (Hickory Chase Project), Series 2019-B-1, 6.00% 2046[2]	2,320	2,525
Higher Educational Facs. Auth., Healthcare Fac. Rev. Bonds (Judson Obligated Group 2020 Project), Series 2020-A, 5.00% 2042	2,250	2,670
Higher Educational Facs. Auth., Healthcare Fac. Rev. Bonds (Judson Obligated Group 2020 Project), Series 2020-A, 5.00% 2045	2,750	3,245
Higher Educational Facs. Auth., Healthcare Fac. Rev. Bonds (Judson Obligated Group 2020 Project), Series 2020-A, 5.00% 2050	6,525	7,682
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2045	3,925	4,871
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2028[2]	6,000	6,754
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2033[2]	13,835	15,203
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2038[2]	6,750	7,330
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2048[2]	17,670	18,933
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2034	350	477
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2039	925	1,239

American Funds Tax-Exempt Funds	261

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
County of Licking, Health Care Facs. Rev. Ref. Bonds (Kendal Granville), Series 2015-A, 6.125% 2042	$7,000	$5,173
County of Licking, Health Care Facs. Rev. Ref. Bonds (Kendal Granville), Series 2015-A, 6.00% 2050	3,560	2,632
County of Lucas, Hospital Rev. Bonds (Promedica Healthcare Obligated Group), Series 2018-A, 5.25% 2048	17,675	21,698
County of Marion, Health Care Facs., Rev. Bonds (United Church Homes, Inc.), Series 2019, 5.125% 2049	1,040	1,150
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2033	2,765	2,921
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2044	2,000	2,100
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2048	9,360	9,817
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2039	120	136
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2053	20,455	23,046
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 5.00% 2022	1,840	1,898
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 5.75% 2032	12,715	13,346
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2015, 5.00% 2035	850	916
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 6.00% 2042	16,450	17,224
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2015, 5.00% 2043	3,965	4,231
Southern Ohio Port Auth., Exempt Fac. Rev. Bonds (PureCycle Project), Series 2020-A, AMT, 7.00% 2042[2]	500	584
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2040	1,575	1,831
		385,974

Oklahoma 0.27%
County of Comanche, Hospital Auth., Hospital Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,070	1,184
Dev. Fin. Auth., Health System Rev. Bonds (OU Medicine Project), Series 2018-B, 5.50% 2057	7,765	9,628
Dev. Fin. Auth., Rev. Bonds (Oklahoma Proton Center), Series 2021-A-1, 7.25% 2051[2]	3,500	4,298
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.00% 2037[6]	371	37
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.00% 2047[6]	1,294	129
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.00% 2052[6]	669	67
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.25% 2057[6]	2,346	235
Fort Sill Apache Tribe, Econ. Dev. Auth., Gaming Enterprise Rev. Bonds, Series 2011-A, 8.50% 2026 (preref. 2022)[2]	5,145	5,171
Trustees of the Tulsa Airports Improvement Trust, General Airport Rev. Bonds, Series 2015-A, AMT, BAM insured, 5.00% 2035	1,000	1,119
Trustees of the Tulsa Airports Improvement Trust, General Airport Rev. Bonds, Series 2015-A, AMT, BAM insured, 5.00% 2045	2,480	2,772
Trustees of the Tulsa Municipal Airport Trust, Rev. Ref. Bonds, (AMR Corp. Guaranteed), Series 2001-B, AMT, 5.50% 2035	4,000	4,315
Trustees of the Tulsa Municipal Airport Trust, Rev. Ref. Bonds, (AMR Corp. Guaranteed), Series 2013-B, AMT, 5.50% 2035	520	561
		29,516

Oregon 0.40%
Business Dev. Commission, Econ. Dev. Rev. Bonds (Red Rock Biofuels LLC Clean Energy Project), Series 2017-A-248, AMT, 6.50% 2031[2,6]	100	22
County of Clackamas, Hospital Facs. Auth., Rev. Senior Living Bonds (Rose Villa, Inc. Obligated Group), Series 2020-A, 5.125% 2040	625	699
County of Clackamas, Hospital Facs. Auth., Rev. Senior Living Bonds (Rose Villa, Inc. Obligated Group), Series 2020-A, 5.25% 2050	1,000	1,117
County of Clackamas, Hospital Facs. Auth., Rev. Senior Living Bonds (Rose Villa, Inc. Obligated Group), Series 2020-A, 5.375% 2055	1,000	1,120

262	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oregon (continued)
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2040	$2,250	$2,845
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-E, AMT, 3.50% 2040	1,735	1,858
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.125% 2035	2,340	2,459
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.375% 2045	1,500	1,575
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.50% 2050	5,080	5,346
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2020-A, 5.125% 2055	6,200	6,534
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2033	550	647
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2048	1,100	1,271
County of Yamhill, Hospital Auth., Rev. and Rev. Ref. Bonds (Friendsview Retirement Community), Series 2016-A, 5.00% 2046	1,835	2,022
County of Yamhill, Hospital Auth., Rev. Bonds (Friendsview Retirement Community), Series 2021-B-3, 1.75% 2026	2,500	2,506
County of Yamhill, Hospital Auth., Rev. Bonds (Friendsview Retirement Community), Series 2021-B-1, 2.50% 2028	2,000	2,011
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-B-2, 2.125% 2027	1,750	1,757
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2036	2,000	2,423
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2046	2,420	2,863
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2051	1,620	1,911
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2056	2,400	2,813
		43,799

Pennsylvania 5.01%
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2033	3,500	4,364
County of Allegheny, Hospital Dev. Auth., Rev. Bonds (University of Pittsburgh Medical Center Issue), Series 2007-A-1, (3-month USD-LIBOR x 0.67 + 0.82%) 0.937% 2037[4]	7,030	7,039
Allentown City School Dist., Unlimited Tax G.O. Bonds, Series 2018, BAM insured, 5.00% 2028	2,500	3,144
City of Allentown, Neighborhood Improvement Zone Dev. Auth., Tax Rev. Bonds (City Center Project), Series 2018, 5.00% 2042[2]	1,500	1,798
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2022	160	166
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2035	4,675	5,258
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2036	1,835	2,061
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 3.75% 2042	885	861
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 4.00% 2047	3,100	3,167
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2047	9,300	10,302
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2050	5,710	6,312
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-A, 5.00% 2032	350	417
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2018, 5.00% 2038	1,000	1,138
County of Berks, Municipal Auth., Rev. Bonds (The Reading Hospital and Medical Center Project), Series 2012-A, 4.50% 2041	100	100
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2027	2,065	2,357
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2028	800	924
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2029	1,500	1,752
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2030	800	940
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2031	700	829
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2032	750	894
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2036	1,200	1,536
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2037	2,565	3,274
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2038	2,725	3,470
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2039	2,925	3,715
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2040	3,000	3,802
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2041	2,130	2,693
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 4.00% 2046	3,495	4,036
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 4.00% 2051	5,180	5,933
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2054	7,470	9,281
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2029	1,130	1,299

American Funds Tax-Exempt Funds	263

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2032	$585	$668
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2033	415	473
County of Bucks, Industrial Dev. Auth., Rev. Bonds (St. Luke’s University Health Network Project), Series 2019, 4.00% 2050	2,500	2,869
County of Chester, Health and Education Facs. Auth., Rev. Bonds (Simpson Senior Services Project), Series 2015-A, 5.25% 2045	1,960	2,041
County of Chester, Industrial Dev. Auth., Rev. Bonds (Avon Grove Charter School Project), Series 2017-A, 5.00% 2047	1,160	1,317
County of Chester, Industrial Dev. Auth., Rev. Bonds (Avon Grove Charter School Project), Series 2017-A, 5.00% 2051	645	731
County of Chester, Industrial Dev. Auth., Rev. Bonds (Woodlands Greystone Project), Series 2018, 4.375% 2028[2]	275	310
County of Crawford, Hospital Auth., Rev. Bonds (Meadville Medical Center Project), Series 2016-A, 6.00% 2036	1,515	1,683
County of Crawford, Hospital Auth., Rev. Bonds (Meadville Medical Center Project), Series 2016-A, 6.00% 2046	7,500	8,201
County of Crawford, Hospital Auth., Rev. Bonds (Meadville Medical Center Project), Series 2016-A, 6.00% 2051	7,005	7,641
County of Cumberland, Municipal Auth., Rev. Bonds (Diakon Lutheran Social Ministries Project), Series 2016, 5.00% 2030	1,000	1,163
County of Cumberland, Municipal Auth., Rev. Bonds (Diakon Lutheran Social Ministries Project), Series 2016, 5.00% 2033	1,610	1,859
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 3.375% 2029	4,545	4,769
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2029	3,165	3,597
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2034	4,415	4,953
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2039	1,345	1,499
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2012, 5.25% 2041	220	223
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2045, 5.25% 2041 (preref. 2022)	45	46
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2045	6,650	7,372
County of Dauphin, General Auth., Health System Rev. Bonds (Pinnacle Health System Project), Series 2016-A, 5.00% 2034	1,245	1,499
County of Dauphin, General Auth., Health System Rev. Bonds (Pinnacle Health System Project), Series 2016-A, 5.00% 2036	500	599
Delaware Valley Regional Fin. Auth., Local Government Rev. Bonds, Series 2007-C, (3-month USD-LIBOR x 0.67 + 0.75%) 0.84% 2037[4]	6,500	6,292
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2041	6,550	7,500
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2019-A, 4.00% 2045	2,850	3,199
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2046	7,370	8,392
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2019-A, 5.00% 2049	2,000	2,404
East Hempfield Township, Industrial Dev. Auth., Rev. Bonds (Student Services, Inc. Student Housing Project at Millersville University of Pennsylvania), Series 2015, 5.00% 2030 (preref. 2025)	825	974
East Hempfield Township, Industrial Dev. Auth., Rev. Bonds (Student Services, Inc. Student Housing Project at Millersville University of Pennsylvania), Series 2014, 5.00% 2034	875	996
East Hempfield Township, Industrial Dev. Auth., Rev. Bonds (Student Services, Inc. Student Housing Project at Millersville University of Pennsylvania), Series 2014, 5.00% 2046	1,500	1,707
Econ. Dev. Fncg. Auth., Exempt Facs. Rev. Ref. Bonds (National Gypsum Co.), Series 2014, AMT, 5.50% 2044	4,500	4,816
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2029	5,000	5,945
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2034	16,300	19,170
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2038	14,490	16,969
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2042	1,000	1,165
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Consol Energy, Inc. Project), Series 2021-A, 9.00% 2051 (put 2028)[2]	9,750	12,133
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2014, AMT, 0.22% 2044 (put 2021)	12,500	12,501
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2021-A, AMT, (SIFMA Municipal Swap Index + 0.40%) 0.42% 2041 (put 2024)[4]	10,855	10,863

264	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2011, AMT, 2.15% 2041 (put 2024)	$3,500	$3,691
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Green Bonds (Covanta Project), Series 2019, AMT, 3.25% 2039[2]	5,750	5,994
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2029	300	386
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2031	525	677
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2034	825	1,052
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2035	2,500	3,096
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2038	500	550
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2019, 5.00% 2039	385	422
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2043	1,000	1,091
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2048	1,300	1,410
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2019, 5.00% 2049	510	553
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2053	2,150	2,327
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2028	550	684
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2020, 2.45% 2041	3,225	3,310
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.625% 2042	690	702
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-B, AMT, 3.125% 2048	1,000	1,026
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 5.00% 2042	1,000	1,233
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 4.00% 2049	1,000	1,176
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 5.00% 2032	1,000	1,312
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 5.00% 2038	1,600	2,147
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 4.00% 2043	530	645
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 5.00% 2044	565	747
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2012, 5.00% 2044 (preref. 2022)	2,760	2,917
Higher Educational Facs. Auth., Rev. Bonds (Thomas Jefferson University), Series 2015-A, 5.25% 2050	2,400	2,762
Higher Educational Facs. Auth., Student Housing Rev. Bonds (University Properties, Inc. Student Housing Project at East Stroudsburg University of Pennsylvania), Series 2016-A, 5.00% 2026	570	664
Higher Educational Facs. Auth., Student Housing Rev. Bonds (University Properties, Inc. Student Housing Project at East Stroudsburg University of Pennsylvania), Series 2016-A, 5.00% 2031	1,450	1,652
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-A, AMT, 4.75% 2033	5,540	6,072
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-124-A, AMT, 4.00% 2038	3,560	3,753
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-123-A, AMT, 4.00% 2039	1,560	1,647
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	1,565	1,703
County of Lancaster, Hospital Auth., Rev. Bonds (Saint Anne’s Retirement Community, Inc. Project), Series 2020, 5.00% 2040	2,250	2,601
County of Lancaster, Hospital Auth., Rev. Bonds (Saint Anne’s Retirement Community, Inc. Project), Series 2020, 5.00% 2045	2,150	2,467
County of Lancaster, Hospital Auth., Rev. Bonds (Saint Anne’s Retirement Community, Inc. Project), Series 2020, 5.00% 2050	4,650	5,322
County of Lehigh, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2016-B, 1.80% 2027 (put 2022)	500	508
County of Montgomery, Higher Education and Health Auth., Rev. Ref. Bonds (Philadelphia Presbytery Homes, Inc. Project), Series 2017, 5.00% 2032	340	388
County of Montgomery, Higher Education and Health Auth., Rev. Ref. Bonds (Philadelphia Presbytery Homes, Inc. Project), Series 2017, 5.00% 2037	780	886
County of Montgomery, Higher Education and Health Auth., Rev. Ref. Bonds (Philadelphia Presbytery Homes, Inc. Project), Series 2017, 5.00% 2047	6,055	6,815
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.00% 2022	250	255
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2028	1,500	1,723
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2030	5,185	5,922

American Funds Tax-Exempt Funds	265

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2036	$10,895	$12,340
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2045	12,650	14,327
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2046	2,060	2,333
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2033	3,360	4,015
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2036	5,250	6,218
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2027 (preref. 2022)	2,500	2,597
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2028 (preref. 2022)	2,800	2,909
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-C, 4.00% 2043	500	584
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-C, 5.00% 2045	1,240	1,517
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 5.00% 2044	1,250	1,458
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2016-A, 5.00% 2046	1,000	1,185
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.11% 2048 (put 2022)[4]	600	604
County of Northampton, Industrial Dev. Auth., Rev. Bonds (Morningstar Senior Living, Inc.), Series 2019, 5.00% 2039	1,500	1,738
County of Northampton, Industrial Dev. Auth., Rev. Bonds (Morningstar Senior Living, Inc.), Series 2019, 5.00% 2044	3,725	4,286
County of Northampton, Industrial Dev. Auth., Rev. Bonds (Morningstar Senior Living, Inc.), Series 2019, 5.00% 2049	4,200	4,817
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2028	1,000	1,209
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2033	3,500	4,151
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2036	3,885	4,052
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2042	14,190	14,783
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School II Project), Series 2020-A, 5.00% 2030	525	623
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School II Project), Series 2020-A, 5.00% 2040	620	770
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School II Project), Series 2020-A, 5.00% 2050	1,050	1,285
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2030	2,400	2,891
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2040	4,020	4,997
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2050	7,240	8,868
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2054	5,245	6,401
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Philadelphia Performing Arts String Theory Charter School), Series 2020, 5.00% 2040[2]	785	935
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Philadelphia Performing Arts String Theory Charter School), Series 2020, 5.00% 2050[2]	1,700	1,998
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Independence Charter School West), Series 2019, 4.00% 2029	350	385
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Independence Charter School West), Series 2019, 5.00% 2039	500	559
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Independence Charter School West), Series 2019, 5.00% 2050	1,375	1,519
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (University of the Sciences), Series 2017, 5.00% 2047	3,425	4,012

266	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2028	$6,100	$7,418
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2028	745	960
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2029	4,500	5,455
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2030 (preref. 2026)	10	12
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2034	1,270	1,602
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2036	1,000	1,202
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2037	1,500	1,799
Philadelphia School Dist., G.O. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,249
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2038	1,000	1,197
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2007-A, FGIC-National insured, 5.00% 2034	3,000	4,382
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	5,000	6,118
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2027	275	339
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2028	275	340
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,211
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2034	825	1,011
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2035	750	918
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-A, AMT, 5.00% 2023	4,120	4,349
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-A, AMT, 5.00% 2027	11,710	12,303
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-B, 4.00% 2033	650	670
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2035	4,685	5,562
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2038	7,260	8,563
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-B-2, Assured Guaranty Municipal insured, 5.00% 2033	1,000	1,233
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2043	340	406
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2044	425	506
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2044	4,750	6,104
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2045	470	558
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2046	510	605
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2049	1,425	1,822
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2050	1,000	1,181
County of Washington, Redev. Auth., Redev. Rev. Ref. Bonds (Victory Centre Tax Increment Fncg. Project), Series 2018, 4.00% 2023	380	391
County of Washington, Redev. Auth., Redev. Rev. Ref. Bonds (Victory Centre Tax Increment Fncg. Project), Series 2018, 5.00% 2028	850	932
County of Westmoreland, Industrial Dev. Auth., Health System Rev. Bonds (Excela Health Project), Series 2020-A, 4.00% 2025	900	1,019
County of Westmoreland, Industrial Dev. Auth., Health System Rev. Bonds (Excela Health Project), Series 2020-A, 4.00% 2037	1,400	1,683
Wilkes-Barre Area School Dist., G.O. Bonds, Series 2019, BAM insured, 5.00% 2059	2,000	2,495
		549,650

Puerto Rico 5.01%
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.00% 2033	17,795	18,564
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.125% 2037	1,310	1,368
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.75% 2037	8,100	8,505
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.25% 2042	52,025	54,391
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 4.00% 2023[2]	3,000	3,190
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2024[2]	1,700	1,903
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2025[2]	7,790	8,967
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2035[2]	21,750	26,921
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2047[2]	21,250	25,721
Children’s Trust, Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2008-A, 0% 2057	75,000	5,061
Electric Power Auth., Power Rev. Bonds, Series 2010-ZZ, 5.00% 2022[6]	250	245
Electric Power Auth., Power Rev. Bonds, Series 2007-TT, 5.00% 2023[6]	235	231
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.375% 2023[6]	235	232
Electric Power Auth., Power Rev. Bonds, Series 2005-SS, National insured, 5.00% 2024	1,420	1,451
Electric Power Auth., Power Rev. Bonds, Series 2010-ZZ, 5.25% 2024[6]	2,610	2,571
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.375% 2024[6]	6,815	6,721
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2026[6]	340	335
Electric Power Auth., Power Rev. Bonds, Series 2010-AAA, 5.25% 2026[6]	165	163
Electric Power Auth., Power Rev. Bonds, Series 2010-CCC, 5.00% 2027[6]	355	348

American Funds Tax-Exempt Funds	267

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Puerto Rico (continued)
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2027[6]	$320	$315
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.50% 2027[6]	3,000	2,929
Electric Power Auth., Power Rev. Bonds, Series 2005-RR, Assured Guaranty insured, 5.00% 2028	3,100	3,186
Electric Power Auth., Power Rev. Bonds, Series 2010-AAA, 5.25% 2028[6]	20	19
Electric Power Auth., Power Rev. Bonds, Series 2012-A, 5.00% 2029[6]	125	123
Electric Power Auth., Power Rev. Bonds, Series 2005-SS, Assured Guaranty Municipal insured, 5.00% 2030	185	190
Electric Power Auth., Power Rev. Bonds, Series 2010-AAA, 5.25% 2030[6]	110	108
Electric Power Auth., Power Rev. Bonds, Series 2007-TT, 5.00% 2032[6]	5,055	4,960
Electric Power Auth., Power Rev. Bonds, Series 2013-A, 7.00% 2033[6]	300	303
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2035[6]	250	246
Electric Power Auth., Power Rev. Bonds, Series 2007-TT, 5.00% 2037[6]	4,115	4,038
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.50% 2038[6]	2,150	2,126
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2040[6]	18,475	18,198
Electric Power Auth., Power Rev. Bonds, Series 2013-A, 7.00% 2040[6]	4,500	4,551
Electric Power Auth., Power Rev. Bonds, Series 2012-A, 5.00% 2042[6]	11,120	10,911
Electric Power Auth., Power Rev. Bonds, Series 2012-A, 5.05% 2042[6]	1,885	1,850
Electric Power Auth., Power Rev. Ref. Bonds, Series 2010-DDD, Assured Guaranty Municipal insured, 3.65% 2024	120	120
Electric Power Auth., Power Rev. Ref. Bonds, Series 2007-UU, Assured Guaranty Municipal insured, (3-month USD-LIBOR x 0.67 + 0.52%) 0.617% 2029[4]	11,440	10,689
Electric Power Auth., Power Rev. Ref. Bonds, Series 2007-VV, National insured, 5.25% 2030	475	512
Electric Power Auth., Power Rev. Ref. Bonds, Series 2003-NN, National insured, 4.75% 2033	1,870	1,900
G.O. Bonds, Series 2014-A, 8.00% 2035[6]	2,500	2,137
Highways and Transportation Auth., Highway Rev. Ref. Bonds, Series 2003-AA-1, Assured Guaranty Municipal insured, 4.95% 2026	490	501
Highways and Transportation Auth., Transportation Rev. Bonds, Series 2004-J, National insured, 5.00% 2029	1,075	1,103
Highways and Transportation Auth., Transportation Rev. Ref. Bonds, Series 2007-N, AMBAC insured, 5.279% 2028[4]	8,535	8,183
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2002, 5.375% 2021	20	20
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2006, 5.00% 2026	755	759
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2012, 5.00% 2027	6,200	6,291
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2002, 5.50% 2031	6,815	6,849
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2012, 5.125% 2032	3,750	3,809
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2006, 5.00% 2036	520	523
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2012, 5.375% 2042	6,455	6,568
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2021	2,425	2,441
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2022	1,000	1,047
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2031	1,700	1,770
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2023	960	964
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2024	325	326
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2026	825	828
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.125% 2027	995	1,001
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.375% 2031	1,525	1,539
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 5.00% 2042	1,650	1,679
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2022	1,500	1,571
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2023	1,600	1,739

268	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Puerto Rico (continued)
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2004, National insured, 4.25% 2024	$550	$552
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2024	1,700	1,911
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2025	1,800	2,084
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2026	1,900	2,259
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2027	1,900	2,312
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2028	2,000	2,482
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2004, National insured, 4.50% 2029	2,230	2,237
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2034	2,200	2,726
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2044	2,500	3,033
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2011-A, 6.00% 2033	15,360	15,406
Infrastructure Fncg. Auth., Special Tax Rev. Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2036	1,685	888
Infrastructure Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2005-C, AMBAC insured, 5.50% 2024	240	257
Public Improvement G.O. Bonds, Series 2001-A, 5.125% 2031[6]	5,015	4,771
Public Improvement G.O. Bonds, Series 2007-A, 5.25% 2037	2,250	2,146
Public Improvement G.O. Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2041[6]	14,518	12,540
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Series 2018-A-1, 4.75% 2053	1,546	1,778
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2047[4]	3,512	1,150
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2054[4]	22,487	5,219
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2019, Class 2, 0% 2054[4]	84	19
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.329% 2040	16,158	18,403
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.784% 2058	9,080	10,486
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2018-A-1, 5.00% 2058	24,454	28,575
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2024	269	259
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2027	511	469
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2029	498	436
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2031	641	519
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2033	149	112
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2046	93,038	31,303
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	316,698	77,091
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2023	1,000	995
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2024	875	868
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2025	675	668
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2026	520	513
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2030	1,269	1,247
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2036	4,325	4,249
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2022	2,710	2,703
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-Q, 5.00% 2022	60	60
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2023	5,710	5,681
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2024	4,660	4,625
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, National insured, 5.00% 2024	50	51
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2025	470	465
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, National insured, 5.00% 2025	105	108
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2026	1,450	1,432
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2030	8,370	8,224
		549,122

American Funds Tax-Exempt Funds	269

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Rhode Island 0.68%
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2030	$500	$599
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2041	500	601
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2031	11,410	13,147
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2036	12,825	14,684
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2029	1,380	1,625
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2034	3,150	3,619
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 68-C, AMT, 3.50% 2039	5,155	5,400
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2029	330	424
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.25% 2039	5,750	5,845
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2015-A, AMT, 3.625% 2026	70	70
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2018-A, AMT, 3.50% 2034	5,175	5,396
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2019-A, AMT, 2.875% 2035	3,605	3,653
Tobacco Settlement Fin. Corp., Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2007-A, 0% 2052	120,710	19,871
		74,934

South Carolina 1.66%
Connector 2000 Association, Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A, 0% 2022	1,675	1,656
Connector 2000 Association, Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2032	10,101	5,243
Connector 2000 Association, Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2042	73,439	19,036
Connector 2000 Association, Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2051	25	3
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2016-B-2, AMT, 4.00% 2043	1,480	1,584
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	3,550	4,023
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2054	2,500	2,877
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Custodial Receipts), Series 2018, 5.00% 2036 (preref. 2026)[1,2]	3,000	3,647
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Custodial Receipts), Series 2018, 5.00% 2041 (preref. 2026)[1,2]	12,495	15,189
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Woodlands at Furman), Series 2020-A, 5.00% 2042	1,745	2,001
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Woodlands at Furman), Series 2020-A, 5.00% 2054	1,155	1,311
Jobs-Econ. Dev. Auth., Educational Facs. Rev. Ref. Bonds (Green Charter School), Series 2021-A, 4.00% 2036[2]	1,000	1,083
Jobs-Econ. Dev. Auth., Educational Facs. Rev. Ref. Bonds (Green Charter School), Series 2021-A, 4.00% 2046[2]	1,150	1,217
Jobs-Econ. Dev. Auth., Educational Facs. Rev. Ref. Bonds (Green Charter School), Series 2021-A, 4.00% 2056[2]	1,425	1,492
Jobs-Econ. Dev. Auth., First Mortgage Health Care Facs. Rev. Ref. Bonds (The Lutheran Homes of South Carolina, Inc.), Series 2017, 5.00% 2042	1,855	1,961
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2036[2]	2,000	2,249
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2041[2]	6,000	6,670
Jobs-Econ. Dev. Auth., Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2044	5,000	5,940
Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-A, 5.00% 2048	4,500	5,494
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Bonds (Episcopal Home Still Hopes), Series 2017, 5.00% 2047	4,700	5,196
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Bonds (Episcopal Home Still Hopes), Series 2017, 5.00% 2052	5,055	5,583
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Ref. Bonds (Episcopal Home Still Hopes), Series 2018-A, 5.00% 2032	2,135	2,367
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Ref. Bonds (Episcopal Home Still Hopes), Series 2018-A, 5.00% 2038	6,535	7,188
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Ref. Bonds (Episcopal Home Still Hopes), Series 2018-A, 5.00% 2048	3,500	3,822
Jobs-Econ. Dev. Auth., Retirement Community Rev. Notes (Kiawah Life Plan Village, Inc.), Series 2021-A, 8.75% 2025[2]	1,150	1,150
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	2,500	2,712
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2032	965	1,159
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2035	250	304
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	6,700	6,802
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2041	14,850	17,948
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2043 (preref. 2022)	3,670	3,820
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2046	100	114
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-E, 5.00% 2048	2,055	2,270
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.00% 2049	1,000	1,120
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.50% 2054	2,950	3,340
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2055	3,555	4,097
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-E, 5.25% 2055	10,280	12,156
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2056	45	54

270	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-A, 5.00% 2029	$15	$18
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2031	2,010	2,454
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2034	6,275	7,516
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-B, 5.00% 2038	3,000	3,360
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-C, 5.00% 2039	505	576
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2013-B, 5.125% 2043	2,215	2,454
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (preref. 2021)[4]	1,980	1,981
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (put 2022)[4]	20	20
		182,257

South Dakota 0.17%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-A, AMT, 4.00% 2044	675	705
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	4,685	5,236
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	5,860	6,485
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-A, 3.00% 2051	5,000	5,495
Housing Dev. Auth., Homeownership Mortgage Rev. Ref. Bonds, Series 2012-D, AMT, 4.00% 2029	145	147
		18,068

Tennessee 0.43%
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014, 5.00% 2039	2,815	3,166
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, AMT, 4.00% 2045	555	586
Memphis-Shelby County Airport Auth., Airport Rev. Bonds, Series 2021-A, AMT, 5.00% 2049	16,115	20,702
Metropolitan Dev. and Housing Agcy., Tennessee Tax Increment Rev. Bonds (Fifth & Broadway Dev. Project), Series 2018, 5.125% 2036[2]	750	871
Counties of Nashville and Davidson, Industrial Dev. Board, Facs. Rev. Bonds (Waste Management, Inc. of Tennessee Project), Series 2001, AMT, 0.58% 2031 (put 2024)	700	700
County of Shelby, Health, Educational and Housing Fac. Board, Residential Care Fac. Mortgage Rev. Ref. Bonds (Village at Germantown), Series 2012, 5.375% 2047 (preref. 2022)	2,185	2,336
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	14,265	19,198
		47,559

Texas 5.09%
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 4.00% 2035	1,500	1,821
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 4.00% 2036	1,690	2,046
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Newman International Academy), Series 2021-A, 5.00% 2041	600	670
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Newman International Academy), Series 2021-A, 5.00% 2051	1,150	1,261
Arlington Higher Education Fin. Corp., Education Rev. Bonds (UME Preparatory Academy), Series 2017-A, 5.00% 2038	1,000	1,125
Arlington Higher Education Fin. Corp., Education Rev. Bonds (UME Preparatory Academy), Series 2017-A, 5.00% 2048	2,685	2,975
Arlington Higher Education Fin. Corp., Education Rev. Bonds (UME Preparatory Academy), Series 2017-A, 5.00% 2053	1,375	1,519
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 2.75% 2026	2,015	2,094
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2036	3,370	3,984
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2046	3,745	4,362
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2051	4,100	4,767
Arlington Higher Education Fin. Corp., Education Rev. Ref. Bonds (Wayside Schools), Series 2021-A, 4.00% 2036	1,160	1,294
Arlington Higher Education Fin. Corp., Education Rev. Ref. Bonds (Wayside Schools), Series 2021-A, 4.00% 2041	610	675
Arlington Higher Education Fin. Corp., Education Rev. Ref. Bonds (Wayside Schools), Series 2021-A, 4.00% 2046	860	946
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2043	825	1,010
County of Brazoria, Industrial Dev. Corp., Solid Waste Disposal Facs. Rev. Bonds (Gladieux Metals Recycling, LLC Project), Series 2020, 8.50% 2039[2]	17,000	17,368
Brazos Higher Education Auth., Inc., Student Loan Program Rev. Bonds, Series 2020-1-A, AMT, 2.35% 2040	1,160	1,146
Brazos Higher Education Auth., Inc., Student Loan Program Rev. Bonds, Series 2020-1-B, AMT, 3.00% 2040	1,800	1,770
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2016-B, 5.00% 2028	500	598

American Funds Tax-Exempt Funds	271

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2012, 5.00% 2032	$2,400	$2,495
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2013, 6.00% 2033	1,000	1,102
City of Crandall, Special Assessment Rev. Bonds (Cartwright Ranch Public Improvement Dist. Improvement Area 1 Project), Series 2021, 4.50% 2051[2]	1,000	1,011
City of Crandall, Special Assessment Rev. Bonds (Cartwright Ranch Public Improvement Dist. Major Improvement Area Project), Series 2021, 5.25% 2051[2]	500	505
City of Decatur, Hospital Auth., Hospital Rev. Bonds (Wise Regional Health System), Series 2014-A, 5.00% 2034	1,850	2,063
City of Decatur, Hospital Auth., Hospital Rev. Bonds (Wise Regional Health System), Series 2014-A, 5.25% 2044	4,200	4,691
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-A, 4.75% 2038	4,500	4,721
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-B, 4.75% 2042	5,000	5,244
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 4.00% 2045	5,730	6,911
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 4.00% 2050	3,375	4,052
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Ref. Bonds, Series 2020-C, 4.00% 2049	15,220	18,008
County of Gregg, Health Facs. Dev. Corp., Hospital Rev. Bonds (Good Shepherd Health System Obligated Group), Series 2012-C, 3.82% 2025 (preref. 2022)	445	460
County of Gregg, Health Facs. Dev. Corp., Hospital Rev. Bonds (Good Shepherd Health System Obligated Group), Series 2012-C, 5.00% 2032 (preref. 2022)	925	966
Gulf Coast Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (CITGO Petroleum Corp. Project), Series 1995, AMT, 4.875% 2025	6,465	6,618
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2033	275	288
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2016, 5.00% 2037	2,960	3,327
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2038	510	533
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2043	1,240	1,293
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2016, 5.00% 2048	23,205	25,831
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Young Men’s Christian Assn. of the Greater Houston Area), Series 2013-A, 5.00% 2033	1,400	1,454
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Young Men’s Christian Assn. of the Greater Houston Area), Series 2013-A, 5.00% 2038	3,500	3,618
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2053	1,000	1,123
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 3.125% 2056	5,000	5,414
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	3,300	3,677
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	3,385	3,773
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	835	836
City of Houston, Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 4.00% 2046	13,500	16,052
City of Houston, Airport System Special Facs. Rev. Bonds (Continental Airlines, Inc. Terminal Improvement Projects), Series 2011, AMT, 6.50% 2030	12,500	12,578
City of Houston, Airport System Special Facs. Rev. Bonds (Continental Airlines, Inc. Terminal Improvement Projects), Series 2011, AMT, 6.625% 2038	3,000	3,018
City of Houston, Airport System Special Facs. Rev. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2018-C, AMT, 5.00% 2028	13,000	15,914
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal E Project), Series 2014, AMT, 4.75% 2024	8,600	9,233
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal E Project), Series 2014, AMT, 5.00% 2029	6,775	7,468
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2020-C, AMT, 5.00% 2027	7,700	9,241
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2020-A, AMT, 5.00% 2027	2,000	2,398
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2020-B-2, AMT, 5.00% 2027	1,000	1,200
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2015-B-1, AMT, 5.00% 2030	3,000	3,386
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2014-C, 5.00% 2025	1,670	1,897

272	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 3.00% 2032	$500	$561
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 3.00% 2033	310	347
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-A, 5.00% 2033	1,000	1,181
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-B, (SIFMA Municipal Swap Index + 1.11%) 1.12% 2044 (put 2023)[4]	1,425	1,432
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-A, 5.00% 2044	1,000	1,178
County of Jefferson, Port of Beaumont Navigation Dist., Dock and Wharf Fac. Rev. Bonds (Jefferson Gulf Coast Energy Project), Series 2020-A, 3.625% 2035[2]	2,095	2,169
County of Jefferson, Port of Beaumont Navigation Dist., Dock and Wharf Fac. Rev. Bonds (Jefferson Gulf Coast Energy Project), Series 2020-A, 4.00% 2050[2]	3,955	4,101
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2024	1,000	1,135
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2025	1,000	1,175
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2030	3,450	3,963
Town of Little Elm, Spiritas Ranch Public Improvement Dist., Special Assessment Rev. Bonds, Series 2021, 5.375% 2051[2]	23,000	23,300
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (AEP Texas Central Co. Project), Series 2005-A, AMBAC insured, 4.40% 2030	4,570	5,625
County of Matagorda, Navigation Dist. No. 1, Rev. Ref. Bonds (Houston Lighting & Power Co. Project), Series 1997, AMT, AMBAC insured, 5.125% 2028	1,945	2,471
Mission Econ. Dev. Corp., Rev. Bonds (Natgasoline Project), Series 2018, AMT, 4.625% 2031[2]	2,000	2,112
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	1,600	1,887
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-B, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2027[4]	2,400	2,417
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2027	2,730	3,427
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2028	2,450	3,147
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2029	2,570	3,370
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2030	3,500	4,674
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2031	2,210	2,999
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2032	2,355	3,244
New Hope Cultural Education Facs. Fin. Corp., Education Rev. Bonds (Beta Foundation), Series 2019-A, 3.375% 2029[2]	510	524
New Hope Cultural Education Facs. Fin. Corp., Education Rev. Bonds (Beta Foundation), Series 2019-A, 5.00% 2039[2]	1,020	1,084
New Hope Cultural Education Facs. Fin. Corp., Education Rev. Bonds (Beta Foundation), Series 2019-A, 5.00% 2049[2]	2,290	2,416
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2030	1,000	1,138
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2035	500	565
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2040	790	888
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2055	6,100	6,800
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2031	1,170	1,301
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2036	150	166
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2046	4,350	4,771
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Obligated Group), Series 2019, 5.00% 2039	1,000	1,075
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Obligated Group), Series 2019, 5.00% 2050	1,180	1,254
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Obligated Group), Series 2019, 5.00% 2055	5,500	5,828

American Funds Tax-Exempt Funds	273

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2035	$100	$107
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2043	3,700	3,905
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2049	8,430	8,870
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2031	1,410	1,608
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2040	4,900	5,504
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Corpus Christi II, LLC - Texas A&M University-Corpus Christi Project), Series 2016-A, 5.00% 2036 (preref. 2026)	2,030	2,447
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2031 (preref. 2027)	845	1,050
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2032 (preref. 2027)	855	1,062
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2037 (preref. 2027)	5,000	6,213
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2042 (preref. 2027)	8,405	10,444
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville II, LLC - Tarleton State University Project), Series 2014-A, 5.00% 2039	2,250	2,516
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville II, LLC - Tarleton State University Project), Series 2014-A, 5.00% 2046	5,600	6,262
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville III, LLC - Tarleton State University Project), Series 2015-A, 5.00% 2035 (preref. 2025)	1,800	2,109
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (NCCD-Brenham Properties LLC - Blinn College Project), Series 2020-A, 5.00% 2040	1,300	1,540
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (NCCD-Brenham Properties LLC - Blinn College Project), Series 2020-A, 5.00% 2057	4,460	5,179
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.00% 2032 (preref. 2022)	750	781
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.00% 2037 (preref. 2022)	600	625
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.00% 2042 (preref. 2022)	1,000	1,042
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2018, 5.00% 2048	450	462
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.25% 2048 (preref. 2022)	3,460	3,611
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	660	661
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2039	10,000	12,391
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	2,000	2,291
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	1,000	1,145
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2038	1,000	1,143
North Texas Tollway Auth., System Rev. Ref. First Tier Bonds, Series 2020-A, 3.00% 2038	25,000	27,340
County of Nueces, Combination Tax and Limited Tax Rev. Ref. Certs. of Obligation, Series 2021-A, 4.00% 2036	640	788
County of Nueces, Combination Tax and Limited Tax Rev. Ref. Certs. of Obligation, Series 2021-A, 4.00% 2037	350	429
Red River Education Fin. Corp., Higher Education Rev. Bonds (St. Edward’s University Project), Series 2016, 4.00% 2036	500	558
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2027	1,360	1,733
Sam Rayburn Municipal Power Agcy., Power Supply System Rev. Ref. Bonds, Series 2012, 5.00% 2021	2,875	2,898
City of Sanger, Industrial Dev. Corp., Industrial Dev. Rev. Ref. Bonds (Texas Pellets Project), Series 2012-B, AMT, 8.00% 2038[6]	3,110	778
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2037	1,500	1,806

274	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2038	$2,375	$2,850
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	750	897
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	455	544
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2040	335	400
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 4.00% 2027	9,615	10,411
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 4.00% 2031	5,500	5,894
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 5.00% 2037	5,750	6,282
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 5.00% 2045	14,005	15,206
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2030	1,650	1,874
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2035	200	225
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2040	1,655	1,851
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Buckingham Senior Living Community, Inc. Project), Series 2007, 5.75% 2037[6]	7,170	3,944
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Ref. Bonds (Buckingham Senior Living Project), Series 2015-A, 5.25% 2035[6]	900	495
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Ref. Bonds (Buckingham Senior Living Project), Series 2015-A, 5.50% 2045[6]	625	344
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2032	5,000	5,620
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2037	5,000	5,586
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2041	430	200
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2042	2,370	1,041
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2028	17,800	16,366
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2029	8,500	7,623
County of Wood, Central Hospital Dist., Hospital Rev. Bonds (East Texas Medical Center Quitman Project), Series 2011, 6.00% 2041 (preref. 2021)	2,870	2,911
		557,417

United States 0.16%
Freddie Mac, Multi Family Certs., Series 2019-ML-06, Class XUS, interest only, 1.132% 2037[3,4]	61,349	6,280
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class AUS, 3.40% 2036	2,080	2,415
Freddie Mac, Multi Family Mortgage Bonds, Series 2021-ML-10, Class AUS, 2.032% 2038	2,660	2,809
Freddie Mac, Multi Family Mortgage Bonds, Series 2021-ML-10, Class XUS, 2.055% 2038[2,4]	28,252	6,093
		17,597

Utah 0.56%
Charter School Fin. Auth., Charter School Rev. Ref. Bonds (Early Light Academy), Series 2017, 5.00% 2046[2]	7,405	8,292
Hideout Local Dist. No. 1, Special Assessment Bonds, Series 2017, 6.75% 2037[2]	25,780	27,347
Mida Mountain Village Public Infrastructure Dist., Special Assessment Rev. Bonds (Mountain Village Assessment Area No. 2), Series 2021, 4.00% 2050[2]	10,730	11,407
Mida Mountain Village Public Infrastructure Dist., Special Assessment Rev. Bonds (Mountain Village Assessment Area), Series 2020-A, 5.00% 2050	7,250	8,357
Red Bridge Public Infrastructure Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 3.625% 2035[2]	600	624

American Funds Tax-Exempt Funds	275

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Utah (continued)
Red Bridge Public Infrastructure Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 4.125% 2041[2]	$1,000	$1,040
Red Bridge Public Infrastructure Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 4.375% 2051[2]	1,620	1,689
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2051	2,000	2,558
		61,314

Vermont 0.18%
Econ. Dev. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2013, AMT, 4.625% 2036 (put 2028)[2]	250	300
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2025	300	347
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2026	500	594
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	125	148
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2027	300	354
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2028	500	585
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 3.625% 2029	630	668
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 3.75% 2030	500	530
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2030	550	695
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 4.00% 2031	320	341
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2031	550	703
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 4.00% 2032	255	271
Student Assistance Corp., Education Loan Rev. Bonds, Series 2019-A, AMT, 3.00% 2035	6,295	6,490
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.375% 2039	2,995	3,027
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 4.375% 2046	1,850	1,938
Student Assistance Corp., Education Loan Rev. Bonds, Series 2019-B, AMT, 4.00% 2047	2,150	2,250
		19,241

Virginia 2.39%
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2045	3,000	3,413
County of Amelia, Industrial Dev. Auth., Solid Waste Disposal Rev. and Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.45% 2027	690	706
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 4.00% 2045	1,665	1,984
County of Botetourt, Industrial Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Glebe, Inc.), Series 2014-A, 6.00% 2044	4,000	4,491
City of Chesapeake, Chesapeake Transportation System Toll Road Rev. Ref. Bonds, Convertible Capital Appreciation Bonds, Series 2012-B, 0% 2040 (4.875% on 7/15/2023)[1]	1,500	1,660
County of Fairfax, Econ. Dev. Auth., Residential Care Facs. Mortgage Rev. Ref. Bonds (Goodwin House, Inc.), Series 2016-A, 5.00% 2036	1,000	1,135
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2038	3,250	3,986
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2040	3,660	4,620
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2043	3,500	4,244
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2048	4,000	4,823
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2050	12,000	14,903
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2055	17,805	21,372
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2059	14,840	18,307
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2012-A, 5.00% 2042	6,050	6,227
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2018, 5.00% 2048	1,400	1,538
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2018, 5.00% 2051	4,700	5,159
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2034	1,000	1,114
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2039	5,970	6,616

276	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2044	$2,045	$2,254
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2049	4,355	4,789
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2052	1,970	2,160
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2017-C, 5.00% 2037	1,445	1,742
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2017-C, 5.00% 2047	18,325	21,637
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 3.50% 2029	870	950
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 5.00% 2038	10,890	12,447
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Bonds, Series 2017-A, 5.00% 2046[2]	9,250	10,813
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Ref. Bonds (Custodial Receipts), Series 2015, 5.33% 2045[2]	27,900	31,674
City of Norfolk, Redev. and Housing Auth., Rev. Bonds (Fort Norfolk Retirement Community, Inc. - Harbor’s Edge Project), Series 2019-A, 5.00% 2049	3,875	4,155
City of Norfolk, Redev. and Housing Auth., Rev. Bonds (Fort Norfolk Retirement Community, Inc. - Harbor’s Edge Project), Series 2019-A, 5.25% 2054	8,000	8,613
County of Prince William, Heritage Hunt Commercial Community Dev. Auth., Special Assessment Bonds, Series 1999-B, 7.00% 2029	255	256
Small Business Fncg. Auth., Health Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2049	2,800	3,307
Small Business Fncg. Auth., Private Activity Rev. Bonds (Transform 66 P3 Project), Series 2017, AMT, 5.00% 2049	2,000	2,424
Small Business Fncg. Auth., Private Activity Rev. Bonds (Transform 66 P3 Project), Series 2017, AMT, 5.00% 2052	7,000	8,446
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2032	1,425	1,544
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2037	4,075	4,404
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2042	3,500	3,766
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2047	4,510	4,844
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2052	8,425	9,040
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2031	1,250	1,553
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2032	1,000	1,238
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2034	1,725	2,129
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2045	2,820	3,209
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2051	4,165	4,724
Small Business Fncg. Auth., Solid Waste Disposal Rev. Bonds (Covanta Project), Series 2018-C, AMT, 5.00% 2048[1,2]	2,000	2,128
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2036	1,000	1,177
		261,721

Washington 1.89%
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2031	2,470	3,180
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2033	1,010	1,295
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2034	2,000	2,566
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2035	1,750	2,238
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2010-B, 5.00% 2043	5,000	6,347
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2010-B, 5.00% 2048	10,000	12,734
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2058	11,750	14,741
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2058	140	178
Convention Center Public Facs. Dist., Lodging Tax Green Notes, Series 2021, 4.00% 2031	8,125	9,703
Econ. Dev. Fin. Auth., Environmental Facs. Rev. Green Bonds (North Pacific Paper Co. Recycling Project), Series 2020-A, AMT, 5.625% 2040[2]	9,000	11,107
Health Care Facs. Auth., Rev. Bonds (Kadlec Regional Medical Center), Series 2012, 5.00% 2042 (preref. 2021)	1,250	1,270
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2032	1,615	1,934
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2034	1,950	2,325

American Funds Tax-Exempt Funds	277

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2035	$1,825	$2,174
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Association), Series 2016, 5.00% 2036	2,845	3,316
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Association), Series 2016, 5.00% 2041	1,920	2,221
Housing Fin. Commission, Municipal Certs., Series 2021-1, Class X, interest only, 0.725% 2035[3]	82,335	5,190
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	28,345	33,488
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2031[2]	1,000	1,178
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2033[2]	1,185	1,390
Housing Fin. Commission, Nonprofit Housing Rev. Bonds (Rockwood Retirement Communities), Series 2020-A, 5.00% 2056[2]	6,170	6,957
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Herons Key Senior Living), Series 2015-A, 6.50% 2030[2]	1,700	1,888
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Herons Key Senior Living), Series 2015-A, 6.75% 2035[2]	1,630	1,817
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2038[2]	2,350	2,741
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2043[2]	3,100	3,593
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2048[2]	2,700	3,118
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Judson Park Project), Series 2018, 5.00% 2033[2]	250	275
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Judson Park Project), Series 2018, 5.00% 2048[2]	1,350	1,466
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.375% 2044[2]	7,000	7,901
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.50% 2049[2]	9,090	10,270
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2019, 5.00% 2055[2]	8,520	9,629
Housing Fin. Commission, Nonprofit Rev. Bonds (Spokane International Academy Project), Series 2021-A, 5.00% 2050[2]	1,000	1,148
Housing Fin. Commission, Nonprofit Rev. Bonds (Spokane International Academy Project), Series 2021-A, 5.00% 2056[2]	1,130	1,286
Housing Fin. Commission, Single Family Program Bonds, Series 2014-2A-R, AMT, 3.50% 2044	475	490
Housing Fin. Commission, Single Family Program Bonds, Series 2021-1-N, 3.00% 2049	1,535	1,695
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-A, 5.00% 2032[2]	1,955	2,355
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-B, 5.00% 2032[2]	785	946
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-A, 5.25% 2038[2]	7,245	8,741
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-B, 5.25% 2038[2]	1,000	1,207
Port of Seattle, Rev. Ref. Bonds, Series 2015-C, AMT, 5.00% 2035	1,500	1,692
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs. LLC), Series 2013, AMT, 5.00% 2030	2,000	2,140
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs. LLC), Series 2013, AMT, 5.00% 2031	2,000	2,138
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 4.00% 2025	500	569
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,000	1,211
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2028	2,440	2,944
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2029	1,000	1,200
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2030	1,500	1,792
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2031	1,500	1,788
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2032	1,500	1,784
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2013-A, 5.00% 2037	4,000	4,336
		207,692

278	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
West Virginia 0.28%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Arch Resources Project), Series 2021, AMT, 4.125% 2045 (put 2025)	$7,575	$8,093
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Arch Resources Project), Series 2020, AMT, 5.00% 2045 (put 2025)	10,250	11,280
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Wheeling Power Co. - Mitchell Project), Series 2013-A, AMT, 3.00% 2037 (put 2022)	1,300	1,324
County of Harrison, Solid Waste Disposal Rev. Ref. Bonds (Monongahela Power Co. Project), Series 2018-A, AMT, 3.00% 2037 (put 2021)	1,500	1,507
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2043	3,200	3,935
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 4.125% 2047	3,500	4,005
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (West Virginia United Health System Obligated Group), Series 2016-A, 4.00% 2041	765	857
		31,001

Wisconsin 2.43%
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2054 (put 2023)[4]	6,750	6,769
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2013-B, 5.00% 2036 (preref. 2023)	2,000	2,185
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 4.00% 2039	500	574
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2039	1,000	1,199
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2023	1,085	1,155
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2024	1,165	1,278
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2025	1,225	1,380
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2026	1,285	1,476
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2027	1,350	1,543
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2029	1,485	1,682
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2031	1,640	1,844
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2037	1,220	1,360
Health and Educational Facs. Auth., Rev. Bonds (Clement Manor, Inc.), Series 2019, 5.00% 2049	3,750	3,619
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2034	1,800	2,102
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2042	2,215	2,584
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2046	3,205	3,738
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2044	1,600	1,989
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	1,050	1,160
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	330	331
Public Fin. Auth., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-B, AMT, 5.00% 2022	10	10
Public Fin. Auth., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-B, AMT, 5.00% 2042	450	465
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 4.00% 2029[2]	645	708
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 5.00% 2039[2]	1,380	1,571
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 5.00% 2049[2]	3,360	3,776
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 5.00% 2054[2]	1,605	1,799
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas Project), Series 2017-A, 5.125% 2037[2]	1,000	1,150
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas Project), Series 2017-A, 5.375% 2047[2]	6,375	7,303
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas Project), Series 2017-B, 5.375% 2052[2]	2,000	2,285
Public Fin. Auth., Charter School Rev. Bonds (Coral Academy of Science Reno), Series 2019-A, 5.00% 2039[2]	710	788
Public Fin. Auth., Charter School Rev. Bonds (Coral Academy of Science Reno), Series 2019-A, 5.00% 2050[2]	1,950	2,142
Public Fin. Auth., Education Rev. Bonds (Bonnie Cone Classical Academy), Series 2021-A, 4.00% 2040[2]	1,525	1,603

American Funds Tax-Exempt Funds	279

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Public Fin. Auth., Education Rev. Bonds (Bonnie Cone Classical Academy), Series 2021-A, 4.00% 2050[2]	$2,990	$3,101
Public Fin. Auth., Education Rev. Bonds (Bonnie Cone Classical Academy), Series 2021-A, 4.00% 2056[2]	2,445	2,519
Public Fin. Auth., Education Rev. Bonds (North Carolina Leadership Academy), Series 2019-A, 5.00% 2039[2]	820	909
Public Fin. Auth., Education Rev. Bonds (North Carolina Leadership Academy), Series 2019-A, 5.00% 2049[2]	520	570
Public Fin. Auth., Education Rev. Bonds (North Carolina Leadership Academy), Series 2019-A, 5.00% 2054[2]	1,365	1,492
Public Fin. Auth., Educational Fac. Rev. Ref. Bonds (New Plan Learning, Inc. Project), Series 2021-A, 3.75% 2031	2,000	2,025
Public Fin. Auth., Educational Fac. Rev. Ref. Bonds (New Plan Learning, Inc. Project), Series 2021-A, 5.00% 2041	10,000	10,862
Public Fin. Auth., Educational Facs. Rev. Bonds (Charter Day School, Inc.), Series 2020-A, 5.00% 2035[2]	4,000	4,666
Public Fin. Auth., Educational Facs. Rev. Bonds (Charter Day School, Inc.), Series 2020-A, 5.00% 2045[2]	4,750	5,427
Public Fin. Auth., Exempt Facs. Rev. Ref. Bonds (Celanese Project), Series 2016-A, AMT, 5.00% 2024[2]	2,105	2,322
Public Fin. Auth., Exempt Facs. Rev. Ref. Bonds (Celanese Project), Series 2016-A, AMT, 5.00% 2025[2]	1,000	1,178
Public Fin. Auth., Exempt Facs. Rev. Ref. Bonds (National Gypsum Co.), Series 2016, AMT, 4.00% 2035	9,200	9,511
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2046	600	703
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2051	6,175	7,203
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2056	11,595	13,439
Public Fin. Auth., Hospital Rev. Bonds (Carson Valley Medical Center), Series 2021-A, 4.00% 2041	1,385	1,641
Public Fin. Auth., Hospital Rev. Bonds (Carson Valley Medical Center), Series 2021-A, 4.00% 2051	1,800	2,098
Public Fin. Auth., Retirement Community Rev. Bonds (Evergreens Obligated Group), Series 2019-A, 5.00% 2044	3,315	3,917
Public Fin. Auth., Retirement Community Rev. Bonds (Evergreens Obligated Group), Series 2019-A, 5.00% 2049	1,500	1,767
Public Fin. Auth., Retirement Community Rev. Bonds (Lifespace Communities, Inc.), Series 2020-A, 4.00% 2037	600	710
Public Fin. Auth., Retirement Community Rev. Bonds (Lifespace Communities, Inc.), Series 2020-A, 5.00% 2041	2,000	2,463
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 4.00% 2029[2]	1,160	1,243
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 5.00% 2039[2]	775	854
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 5.00% 2049[2]	2,655	2,895
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 5.00% 2054[2]	2,725	2,965
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 4.00% 2029[2]	1,250	1,435
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2039[2]	2,230	2,605
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2049[2]	6,000	6,939
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2054[2]	2,320	2,671
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2020, 3.00% 2025[2]	425	442
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2020, 5.00% 2030[2]	500	615
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2012, 5.50% 2032	500	515
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2020, 5.00% 2040[2]	1,175	1,432
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2012, 5.75% 2042	3,500	3,606
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2015, 5.875% 2045	6,250	7,187
Public Fin. Auth., Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	4,015	4,767
Public Fin. Auth., Rev. Bonds (WFCS Portfolio Projects), Capital Appreciation Bonds, Series 2021-B, 0% 2061[2]	23,000	2,255
Public Fin. Auth., Rev. Bonds (Wilson Preparatory Academy), Series 2019-A, 4.125% 2029[2]	480	524
Public Fin. Auth., Rev. Bonds (Wilson Preparatory Academy), Series 2019-A, 5.00% 2039[2]	500	556
Public Fin. Auth., Rev. Bonds (Wilson Preparatory Academy), Series 2019-A, 5.00% 2049[2]	1,100	1,210
Public Fin. Auth., Rev. Bonds (Wonderful Foundations Charter School Portfolio Project), Series 2020-A-1, 5.00% 2055[2]	2,250	2,653
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 5.00% 2046	11,250	13,117
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.00% 2032[2]	1,280	1,414
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2037[2]	650	721
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2042[2]	250	277
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2047[2]	900	997
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2052[2]	2,300	2,548
Public Fin. Auth., Senior Living Rev. Bonds (Rose Villa Project), Series 2014-A, 5.50% 2034[2]	1,000	1,097
Public Fin. Auth., Senior Living Rev. Bonds (Rose Villa Project), Series 2014-A, 5.75% 2044[2]	1,800	1,970
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 5.00% 2035	9,435	11,247
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 4.00% 2046	1,000	1,115
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 4.00% 2052	2,000	2,219
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2040	1,775	2,178
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2045	2,465	2,993
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2054	1,700	2,059

280	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2059	$2,400	$2,717
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015-A, 5.00% 2030	2,140	2,414
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015, 5.00% 2035	1,000	1,118
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015, 5.25% 2047	2,000	2,224
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Wilmington, LLC - University of North Carolina Project), Series 2018, Assured Guaranty Municipal insured, 5.00% 2053	6,130	7,401
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2034	4,005	4,940
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2034	1,295	1,597
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2039	2,045	2,491
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2039	1,595	1,943
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2044	1,350	1,625
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2049	3,625	4,342
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2049	1,340	1,605
		265,829

Total bonds, notes & other debt instruments (cost: $8,713,460,000)		9,512,989

Short-term securities 13.79%
Municipals 13.79%
Freddie Mac, Multi Family Certs., Series 2019-M-055, 0.23% 2028[2,4]	7,900	7,900
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1985, 0.04% 2025[4]	2,000	2,000
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (ExxonMobil Project), Series 2001, 0.04% 2029[4]	26,365	26,365
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.02% 2048[4]	10,500	10,500
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-A, 0.02% 2052[4]	12,800	12,800
State of Arizona, City of Phoenix, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2013, AMT, 0.18% 2035 (put 2021)[11]	8,330	8,330
State of California, Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.01% 2053[4]	21,830	21,830
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.04% 2035[4]	21,175	21,175
State of California, G.O. Bonds, Series 2020, 0.01% 2048[4]	15,000	15,000
State of California, IAM Commercial Paper, Series 2021-A-6, 0.09% 9/1/2021	10,000	10,000
State of California, IAM Commercial Paper, Series 2021-A-2, 0.08% 10/6/2021	10,600	10,600
State of California, Infrastructure and Econ. Dev. Bank, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.20% 2050 (put 2022)[2,11]	15,000	15,004
State of California, City of Los Angeles, California Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	40,000	41,406
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-2, 0.02% 2035[4]	2,720	2,720
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.02% 2034[4]	5,000	5,000
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.01% 2051[4]	21,300	21,300
State of California, City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.02% 2049[4]	21,000	21,000
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.01% 2037[4]	5,505	5,505
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.01% 2037[4]	4,500	4,500

American Funds Tax-Exempt Funds	281

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-A, AMT, 0.22% 2041 (put 2021)[11]	$8,115	$8,116
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.30% 2051 (put 2022)[11]	430	430
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2017-A-2, AMT, 0.20% 2042 (put 2021)[2,11]	3,585	3,585
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.20% 2023 (put 2021)[2,11]	19,100	19,100
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	15,000	15,265
State of Colorado, Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2021, 4.00% 1/1/2022	175	176
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-A-2, 0.02% 2050[4]	25,045	25,045
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-B-1, 0.03% 2050[4]	21,300	21,300
State of Florida, Dev. Fin. Corp., Senior Living Rev. and Rev. Ref. Bonds (The Glenridge on Palmer Ranch Project), Series 2021, 3.00% 6/1/2022	115	117
State of Florida, Fin. Auth., Econ. Dev. Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.17% 2034 (put 2021)[11]	6,750	6,750
State of Florida, City of Gainesville, Utilities System Rev. Bonds, Series 2019-C, 0.02% 2047[4]	6,000	6,000
State of Florida, Mission Econ. Dev. Corp., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2012, AMT, 0.20% 2026 (put 2021)[11]	13,450	13,450
State of Florida, County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 12/15/2021	100	101
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	15,000	15,398
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-A, 0.02% 2044[4]	10,500	10,500
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.02% 2044[4]	7,415	7,415
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.04% 2039[4]	17,065	17,065
State of Indiana, Fin. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2008-E-8, 0.02% 2033[4]	7,600	7,600
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-F, 0.02% 2041[4]	9,280	9,280
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-E, 0.03% 2041[4]	11,175	11,175
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.04% 2040[4]	10,100	10,100
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2011, 0.04% 2051[4]	11,010	11,010
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 1993, 0.04% 3/1/2022[4]	19,500	19,500
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2010-A, 0.04% 2035[4]	51,400	51,400
State of Louisiana, Louisiana Stadium and Exposition Dist., Bond Anticipation Notes, Series 2021, 4.00% 2023	1,885	1,993
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2007, 0.03% 2042[4]	10,000	10,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-B, 0.01% 2043[4]	5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-A, 0.02% 2043[4]	25,500	25,500
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.01% 2049[4]	15,000	15,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.01% 2050[4]	17,500	17,500
State of Maryland, County of Montgomery, G.O. Bonds, Series 2017-E, 0.03% 2037[4]	4,730	4,730
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-A, 0.09% 8/9/2021	12,500	12,500
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-B, 0.12% 9/1/2021	18,000	18,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-B, 0.07% 9/23/2021	10,000	10,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-B, 0.07% 9/21/2021	3,750	3,750
State of Maryland, County of Montgomery, Rev. Bonds (Trinity Health Credit Group), Series 2013, 0.08% 2041 (put 2021)[11]	4,000	4,000
State of Massachusetts, G.O. Bonds (Central Artery/Ted Williams Tunnel Infrastructure Loan Act of 2000), Series 2000-B, 0.02% 2030[4]	28,495	28,495
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Harvard University Issue), Series 1999-R, 0.03% 2049[4]	10,000	10,000
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax Bonds, Series 2018-A-1, 0.01% 2026[4]	25,090	25,090

282	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-A, 0.07% 8/18/2021	$6,000	$6,000
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-B, 0.08% 8/18/2021	10,000	10,000
State of Michigan, Fin. Auth., State Aid Rev. Notes, Series 2020-A-2, 4.00% 8/20/2021	4,000	4,007
State of Michigan, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2016-E-2, 0.02% 2047[4]	9,500	9,500
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.02% 2042[4]	16,040	16,040
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2008-A, 0.02% 2038[4]	17,250	17,250
State of Michigan, Regents of the University of Michigan, General Rev. IAM Commercial Paper, Series 2009-B, 0.12% 8/9/2021	19,160	19,160
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.01% 2038[4]	8,700	8,700
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2009-B, 0.02% 2030[4]	13,700	13,700
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2009-D, 0.04% 2030[4]	26,350	26,350
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2007-D, 0.04% 2030[4]	3,500	3,500
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2007-A, 0.04% 2030[4]	20,340	20,340
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-G, 0.02% 2035[4]	11,000	11,000
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-J, 0.04% 2035[4]	16,760	16,760
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2011-F, 0.04% 2035[4]	11,200	11,200
State of Mississippi, County of Jackson, Port Fac. Rev. Ref. Bonds (Chevron U.S.A. Inc. Project), Series 1993, 0.02% 2023[4]	18,340	18,340
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2003-B, 0.02% 2033[4]	1,600	1,600
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2000-B, 0.03% 2040[4]	15,400	15,400
State of Nevada, Dept. of Business and Industry, Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2001, AMT, 0.30% 2026 (put 2021)[2,11]	835	835
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.02% 2041[4]	19,105	19,105
State of New York, Dormitory Auth., City University System, Consolidated Fifth General Resolution Rev. Bonds, Series 2008-C, 0.02% 2031[4]	8,130	8,130
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[4]	8,325	8,325
State of New York, Dormitory Auth., Rev. IAM Commercial Paper, Series 2002-C, 0.08% 12/3/2021	6,700	6,700
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2018-C-2, 5.00% 9/1/2021	6,095	6,117
State of New York, New York City G.O. Bonds, Series 2006-E-4, 0.02% 2034[4]	8,135	8,135
State of New York, New York City G.O. Bonds, Series 2005-E-3, 0.02% 2034[4]	6,000	6,000
State of New York, New York City G.O. Bonds, Series 2006-E-2, 0.02% 2034[4]	5,400	5,400
State of New York, New York City G.O. Bonds, Series 2008-L-3, 0.02% 2036[4]	5,315	5,315
State of New York, New York City G.O. Bonds, Series 2013-F-3, 0.02% 2042[4]	25,450	25,450
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[4]	2,165	2,165
State of New York, New York City G.O. Bonds, Series 2021-3, 0.12% 2042[4]	1,645	1,645
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2007-CC-1, 0.03% 2038[4]	20,895	20,895
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-DD-2, 0.03% 2043[4]	15,250	15,250
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.02% 2044[4]	11,075	11,075
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-EE-1, 0.03% 2045[4]	18,025	18,025
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.02% 2048[4]	24,730	24,730
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-6, 0.03% 2048[4]	22,870	22,870

American Funds Tax-Exempt Funds	283

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-2, 0.03% 2050[4]	$16,975	$16,975
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.02% 2041[4]	15,275	15,275
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-4, 0.03% 2045[4]	15,065	15,065
State of New York, New York City Transitional Fin. Auth., Recovery Bonds, Series 2003-C-5, 0.02% 2031[4]	11,100	11,100
State of North Carolina, Capital Facs. Fin. Agcy., Rev. Bonds (North Carolina Aquarium Society), Series 2004, 0.03% 2026[4]	5,330	5,330
State of Ohio, County of Franklin, Rev. Bonds (CHE Trinity Health Credit Group), Series 2013, 0.10% 2046 (put 2021)[11]	12,145	12,145
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2037 (put 2021)[11]	3,400	3,400
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2013, AMT, 0.20% 2045 (put 2021)[11]	7,000	7,000
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2019-A, AMT, 0.20% 2034 (put 2021)[11]	955	955
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.02% 2048[4]	21,440	21,440
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2002, Bank of America LOC, 0.03% 2032[4]	5,935	5,935
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2004, Bank of America LOC, 0.03% 2034[4]	635	635
State of Texas, County of Alachua, Health Facs. Auth., Rev. IAM Commercial Paper (Shands Hospitals), Series 2008-A, 0.09% 9/8/2021	8,750	8,750
State of Texas, Gulf Coast Industrial Dev. Auth., Rev. Bonds (ExxonMobil Project), Series 2012, 0.03% 2041[4]	12,540	12,540
State of Texas, Gulf Coast Waste Disposal Auth., Pollution Control Rev. Ref. Bonds (Exxon Project), Series 1989, 0.01% 2024[4]	7,020	7,020
State of Texas, County of Harris, Health Facs. Dev. Corp., Rev. Ref. Bonds (Christus Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.17% 2031[4]	1,150	1,150
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.02% 2034[4]	10,000	10,000
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-E-2, 0.07% 8/5/2021	5,200	5,200
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-D-2, 0.07% 8/19/2021	5,000	5,000
State of Texas, Mission Econ. Dev. Corp., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2020-A, AMT, 0.25% 2046 (put 2021)[11]	10,000	10,001
State of Texas, Port Arthur Navigation Dist. Industrial Dev. Corp., Rev. Bonds (Air Products Project), Series 2005, 0.02% 2040[4]	2,700	2,700
State of Texas, Tax and Rev. Anticipation Notes, Series 2020, 4.00% 8/26/2021	65,965	66,131
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.09% 9/8/2021	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/17/2021	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.08% 10/6/2021	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.09% 10/18/2021	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A-2, 0.13% 8/16/2021	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A-2, 0.13% 8/17/2021	5,000	5,000
State of Texas, Veterans Bonds, Series 2019, 0.02% 2050[4]	9,490	9,490
State of Wisconsin, Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-C, 0.11% 2053[4]	5,110	5,110

284	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Wisconsin, Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2017-A-3, AMT, 0.20% 2027 (put 2021)[11]	$5,000	$5,000
State of Wyoming, County of Sublette, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.04% 2044[4]	10,660	10,660
State of Wyoming, County of Uinta, Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 1992, 0.04% 2022[4]	8,500	8,500

Total short-term securities (cost: $1,511,869,000)		1,511,892
Total investment securities 100.57% (cost: $10,225,329,000)		11,024,881
Other assets less liabilities (0.57%)		(62,384)

Net assets 100.00%		$10,962,497

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[12]	Value at 7/31/2021 (000)	[13]	Unrealized appreciation (depreciation) at 7/31/2021 (000)
5 Year U.S. Treasury Note Futures	Long	75	September 2021	$ 7,500		$9,334		$57
10 Year Ultra U.S. Treasury Note Futures	Short	2,131	September 2021	(213,100)		(320,183)		(9,702)
								$(9,645)

[1]	Step bond; coupon rate may change at a later date.
[2]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $1,694,969,000, which represented 15.46% of the net assets of the fund.
[3]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[4]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[5]	Scheduled interest payment was not received. Coupon payments are paid at the election of the issuer and any unpaid amounts are accumulated.
[6]	Scheduled interest and/or principal payment was not received.
[7]	Valued under fair value procedures adopted by authority of the board of trustees. The total value of all such securities was $15,253,000, which represented .14% of the net assets of the fund.
[8]	Value determined using significant unobservable inputs.
[9]	Payment in kind; the issuer has the option of paying additional securities in lieu of cash. Most recent payment was 100% cash unless otherwise noted.
[10]	Acquired through a private placement transaction exempt from registration under the Securities Act of 1933. May be subject to legal or contractual restrictions on resale. Further details on these holdings appear below.
[11]	For short-term securities, the mandatory put date is considered to be the maturity date.
[12]	Notional amount is calculated based on the number of contracts and notional contract size.
[13]	Value is calculated based on the notional amount and current market price.

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025	12/29/2020	$1,947	$1,947	.02%
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025	1/28/2021	876	876	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025	12/29/2020	857	857	.01

American Funds Tax-Exempt Funds	285

American High-Income Municipal Bond Fund (continued)

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2024 (100% PIK)	3/2/2020	637	637	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2024 (100% PIK)	3/2/2020	598	598	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)	9/28/2020	582	582	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)	3/2/2020	439	439	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)	6/30/2021	420	420	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)	6/30/2021	402	402	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025	1/28/2021	370	370	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)	6/30/2021	232	232	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)	7/14/2020	180	180	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)	7/14/2020	139	139	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025	10/1/2020-12/29/2020	139	139	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)	9/28/2020	58	58	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)	6/30/2021	6	6	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	11/24/2020	859	859	.01
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% 2026	3/29/2021	154	154	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	11/24/2020	135	135	.00

286	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	3/29/2021	121	121	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% 2026	3/29/2021	89	89	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	11/24/2020	81	81	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	11/24/2020	69	69	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	3/29/2021	62	62	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	11/24/2020	35	35	.00
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024	8/1/2019-8/13/2019	399	399	.00
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)	2/6/2020	199	199	.00
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)	2/6/2020	153	153	.00
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)	9/26/2019	150	150	.00
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)	9/26/2019	62	62	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2024	12/1/2019-1/8/2020	219	219	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% 2025	2/25/2021	190	190	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025	6/19/2020	184	184	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025	6/19/2020	172	172	.00

American Funds Tax-Exempt Funds	287

American High-Income Municipal Bond Fund (continued)

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% 2025	2/25/2021	151	151	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025	6/19/2020	25	25	.00
Total private placement securities		$11,391	$11,391	.10%

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

See notes to financial statements.

288	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated” category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 92.74%	Principal amount (000)	Value (000)
California 91.08%
State issuers 27.62%
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	$3,440	$3,451
Trustees of the California State University, Systemwide Rev. Bonds, Series 2020-C, 4.00% 2051	5,000	6,024
Trustees of the California State University, Systemwide Rev. Ref. Bonds, Series 2012-A, 5.00% 2027	3,000	3,185
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[1]	9,700	11,035
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[1]	4,135	4,747
Community Housing Agcy., Essential Housing Rev. Bonds (Fountains at Emerald Park), Series 2021-A-1, 3.00% 2056[1]	1,005	1,050
Community Housing Agcy., Essential Housing Rev. Bonds (Verdant at Green Valley), Series 2019-A, 5.00% 2049[1]	4,800	5,578
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2033	1,515	1,896
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2034	760	949
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2035	1,300	1,620
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2036	1,000	1,245
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2038	1,140	1,413
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2021-A, 5.00% 2029	425	557
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2017-B, 4.00% 2047	7,425	8,425
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2019-V-1, 5.00% 2049	4,000	6,482
Educational Facs. Auth., Rev. Green Bonds (Stanford University), Series 2021-V-2, 5.00% 2051	1,100	1,813
Educational Facs. Auth., Rev. Ref. Bonds (Chapman University), Series 2015, 5.00% 2032	2,500	2,899
Educational Facs. Auth., Rev. Ref. Bonds (Loyola Marymount University), Capital Appreciation Bonds, Series 2001-A, National insured, 0% 2033	2,000	1,643
Educational Facs. Auth., Rev. Ref. Bonds (Occidental College), Series 2013-A, 5.00% 2029 (preref. 2023)	3,265	3,607
Educational Facs. Auth., Rev. Ref. Bonds (University of the Pacific), Series 2015, 5.00% 2030	1,000	1,187
Educational Facs. Auth., Rev. Ref. Bonds (University of the Pacific), Series 2015, 5.00% 2032	2,500	2,959
Enterprise Dev. Auth., Charter School Rev. Bonds (Academy for Academic Excellence Project), Series 2020-A, 5.00% 2040[1]	500	574
Enterprise Dev. Auth., Charter School Rev. Bonds (Academy for Academic Excellence Project), Series 2020-A, 5.00% 2050[1]	700	796
Enterprise Dev. Auth., Charter School Rev. Bonds (Academy for Academic Excellence Project), Series 2020-A, 5.00% 2055[1]	600	679
Enterprise Dev. Auth., Student Housing Rev. Bonds (Provident Group - SDSU Properties LLC), Series 2020-A, 5.00% 2045	600	753
Enterprise Dev. Auth., Student Housing Rev. Bonds (Provident Group - SDSU Properties LLC), Series 2020-A, 5.00% 2050	625	782
Enterprise Dev. Auth., Student Housing Rev. Bonds (Provident Group - SDSU Properties LLC), Series 2020-A, 5.00% 2055	825	1,024
G.O. Bonds, Series 2013-B, (SIFMA Municipal Swap Index + 0.38%) 0.40% 2027 (put 2022)[2]	2,000	2,001
G.O. Bonds, Series 2011, 5.25% 2028	1,415	1,421
G.O. Bonds, Series 2011, 5.25% 2028 (preref. 2021)	585	587
G.O. Bonds, Series 2013-E, (SIFMA Municipal Swap Index + 0.43%) 0.45% 2029 (put 2023)[2]	1,500	1,504

American Funds Tax-Exempt Funds	289

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
G.O. Bonds, Series 2020, 5.00% 2030	$1,000	$1,350
G.O. Bonds, Series 2021, 5.00% 2031	750	907
G.O. Bonds, Series 2021, 5.00% 2032	620	749
G.O. Bonds, Series 2015, 5.25% 2032	5,000	5,969
G.O. Bonds, Series 2021, 5.00% 2034	620	747
G.O. Bonds, Series 2020, 5.00% 2035	2,500	3,305
G.O. Bonds, Series 2020, 5.00% 2036	2,545	3,354
G.O. Bonds, Series 2020, 4.00% 2041	500	567
G.O. Bonds, Series 2020, 4.00% 2046	6,000	7,177
G.O. Bonds, Series 2021, 5.00% 2046	990	1,302
G.O. Rev. Ref. Bonds, Series 2007, Assured Guaranty Municipal insured, 5.25% 2032	10,000	14,226
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	9,000	11,694
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2029	7,000	9,315
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2030	815	1,118
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2035	3,000	3,967
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022	2,550	2,653
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2032	3,250	3,817
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2033	1,950	2,289
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2045	3,580	4,190
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A-1, 5.00% 2047	2,450	2,530
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds,
Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026	12,600	12,130
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds,
Capital Appreciation Bonds, Series 2005-A, AMBAC insured, 0% 2027	2,730	2,584
Health Facs. Fncg. Auth., Rev. Bonds (Cedars-Sinai Medical Center), Series 2016-A, 5.00% 2036	500	607
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2021-B, 4.00% 2035	1,500	1,902
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2021-A, 4.00% 2035	1,365	1,731
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2021-A, 4.00% 2036	1,150	1,455
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2011-A, 5.25% 2041	2,000	2,025
Health Facs. Fncg. Auth., Rev. Bonds (CommonSpirit Health), Series 2020-A, 4.00% 2049	1,000	1,184
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2025	755	880
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2042	2,500	3,062
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 4.00% 2044	12,940	15,090
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 5.00% 2047	1,500	2,350
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2017-A, 5.00% 2042	1,475	1,803
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2014-A, 5.00% 2043	1,000	1,135
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2016-B, 5.00% 2055	2,000	2,377
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2017-A, 5.00% 2056	2,000	2,447
Health Facs. Fncg. Auth., Rev. Bonds (Marshall Medical Center), Series 2020-A, 4.00% 2040	4,500	5,366
Health Facs. Fncg. Auth., Rev. Bonds (Marshall Medical Center), Series 2020-A, 5.00% 2050	1,000	1,264
Health Facs. Fncg. Auth., Rev. Bonds (Presbyterian Homes and Services, Inc.), Series 2015, 5.00% 2022	100	104
Health Facs. Fncg. Auth., Rev. Bonds (Presbyterian Homes and Services, Inc.), Series 2015, 5.00% 2031	400	465
Health Facs. Fncg. Auth., Rev. Bonds (Presbyterian Homes and Services, Inc.), Series 2015, 5.00% 2039	400	460
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 4.00% 2034	500	574
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-B-2, 4.00% 2036 (put 2024)	2,000	2,245
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 4.00% 2036	650	745
Health Facs. Fncg. Auth., Rev. Bonds (Rady Children’s Hospital - San Diego), Series 2011, 5.25% 2041	5,000	5,009
Health Facs. Fncg. Auth., Rev. Bonds (St. Joseph Health System), Series 2013-A, 5.00% 2024	405	444
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	7,375	8,175
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2011-D, 5.25% 2031	2,000	2,003
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2035	1,500	1,885
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2036	2,000	2,512

290	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2037	$1,000	$1,255
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2041 (preref. 2025)	3,580	4,299
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	3,020	3,204
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Cedars-Sinai Medical Center), Series 2015, 5.00% 2030	500	596
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Cedars-Sinai Medical Center), Series 2015, 5.00% 2031	1,300	1,549
Health Facs. Fncg. Auth., Rev. Ref. Bonds (El Camino Hospital), Series 2015-A, 5.00% 2030	3,000	3,472
Health Facs. Fncg. Auth., Rev. Ref. Bonds (El Camino Hospital), Series 2015-A, 5.00% 2040	8,700	10,003
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2046	3,950	4,616
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2051	3,550	4,129
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Memorial Health Services), Series 2012-A, 5.00% 2033	1,000	1,055
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-D, 1.70% 2033 (put 2022)	1,000	1,019
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2034	9,000	11,360
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-A, 5.00% 2034 (preref. 2025)	2,000	2,402
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-A, 5.00% 2035 (preref. 2025)	2,000	2,402
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2035	1,000	1,228
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 4.00% 2038	4,165	4,776
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2046	5,175	6,259
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2046 (preref. 2026)	3,565	4,409
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2040	1,000	1,269
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2050	1,500	1,876
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2055	1,500	1,862
Housing Fin. Agcy., Municipal Certs., Series 2019-A-2, 4.00% 2033	25,227	30,030
Housing Fin. Agcy., Municipal Certs., Series 2019-1, Class X, interest only, 0.29% 2035[2,3]	13,904	295
Housing Fin. Agcy., Municipal Certs., Series 2021-1, Class X, interest only, 0.796% 2035[2,3]	9,550	663
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	14,506	17,296
Housing Fin. Agcy., Municipal Certs., Series 2019-A-1, 4.25% 2035	972	1,205
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2039	300	374
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2044	350	432
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2020-B, 4.00% 2045	850	1,009
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2049	1,625	2,001
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2020-B, 4.00% 2050	860	1,019
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2020-B, 4.00% 2055	915	1,082
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2030	1,080	1,303
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2032	1,140	1,373
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2033	1,105	1,330
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.22% 2037 (put 2022)[2]	8,500	8,522
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2019, 1.75% 2055 (put 2026)	4,500	4,720
Infrastructure and Econ. Dev. Bank, Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[1]	1,380	1,654
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Segerstrom Center for the Arts), Series 2016-B, 5.00% 2023	1,050	1,142
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Segerstrom Center for the Arts), Series 2016-B, 5.00% 2026	2,000	2,389
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.50% 2039	2,110	3,527
Municipal Fin. Auth., Certs. of Part. (Palomar Health), Series 2021, 5.00% 2027[1]	5,305	6,361
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2036	500	580
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2046	2,745	3,143
Municipal Fin. Auth., Rev. Bonds (Biola University), Series 2013, 5.00% 2042	1,000	1,077
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 4.00% 2021[1]	345	348
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2036[1]	3,500	4,152
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.375% 2040[1]	2,335	2,718
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.50% 2045[1]	2,800	3,251
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2046[1]	750	877

American Funds Tax-Exempt Funds	291

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2027	$300	$374
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2028	150	192
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2029	225	286
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2030	225	283
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2031	425	533
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2032	225	281
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2033	450	561
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2034	150	186
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-A, 5.25% 2049	1,750	1,916
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-B, 5.875% 2049	490	529
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 3.00% 2022	965	980
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2023	1,195	1,263
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2025	1,295	1,452
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2033	1,170	1,390
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2035	500	591
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2040	2,750	3,198
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2050	8,465	9,659
Municipal Fin. Auth., Rev. Bonds (Community Health Centers of the Central Coast, Inc.), Series 2021-A, 5.00% 2046[1]	170	198
Municipal Fin. Auth., Rev. Bonds (Community Health Centers of the Central Coast, Inc.), Series 2021-A, 5.00% 2054[1]	170	196
Municipal Fin. Auth., Rev. Bonds (Community Medical Centers), Series 2017-A, 5.00% 2022	1,300	1,331
Municipal Fin. Auth., Rev. Bonds (Community Medical Centers), Series 2017-A, 5.00% 2027	715	887
Municipal Fin. Auth., Rev. Bonds (Inland Christian Home), Series 2020, 4.00% 2030	1,225	1,538
Municipal Fin. Auth., Rev. Bonds (Inland Christian Home), Series 2020, 4.00% 2039	1,225	1,481
Municipal Fin. Auth., Rev. Bonds (Inland Christian Home), Series 2020, 4.00% 2049	2,665	3,140
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2039[1]	915	1,019
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2057[1]	1,890	2,067
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2025	1,585	1,857
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2031	2,695	3,374
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2034	1,320	1,645
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2035	1,000	1,244
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2043	3,340	4,099
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 4.00% 2047	3,900	4,433
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2047	9,115	11,148
Municipal Fin. Auth., Rev. Bonds (Pomona College), Series 2017, 4.00% 2048	1,550	1,884
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2029	390	488
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2030	250	317
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2031	1,250	1,594
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2032	1,175	1,516
Municipal Fin. Auth., Rev. Bonds (Social Bonds - HealthRIGHT 360), Series 2019-A, 5.00% 2039[1]	1,250	1,409
Municipal Fin. Auth., Rev. Bonds (Social Bonds - HealthRIGHT 360), Series 2019-A, 5.00% 2049[1]	575	640
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2029	1,000	1,241
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2030	1,500	1,854
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2031	650	801
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2032	1,000	1,231
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2033	1,000	1,229
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2035	1,000	1,225
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2036	1,150	1,407
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2043	4,380	5,300
Municipal Fin. Auth., Rev. Bonds (University of San Diego), Series 2019-A, 5.00% 2049	1,600	1,999
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2023	600	649
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2024	600	676
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2041	2,500	2,797
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2030	750	914
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2033	500	604
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2034	440	531
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2039	615	736
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2033	1,450	1,776
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2033	650	796
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2034	2,675	3,273

292	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2034	$600	$734
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2035	2,000	2,444
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2035	625	764
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2036	1,000	1,221
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2036	600	733
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2037	1,250	1,524
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2037	600	732
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2042	1,250	1,516
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2042	1,000	1,213
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2047	4,010	4,836
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2047	1,000	1,206
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2032	1,500	1,776
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2039	1,000	1,172
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2031	1,175	1,357
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2032	500	576
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2033	1,250	1,439
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2034	775	891
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2035	1,185	1,360
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2036	2,120	2,429
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2037	2,850	3,262
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2039	2,750	3,136
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2044	300	339
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 5.00% 2044	6,500	7,791
Municipal Fin. Auth., Rev. Ref. Bonds (Inland Regional Center Project), Series 2015, 5.00% 2032	3,000	3,504
Municipal Fin. Auth., Rev. Ref. Bonds (Inland Regional Center Project), Series 2015, 5.00% 2037	4,000	4,642
Municipal Fin. Auth., Rev. Ref. Bonds (Inland Regional Center Project), Series 2015, 5.00% 2045	4,000	4,594
Municipal Fin. Auth., Rev. Ref. Bonds (Jurupa Unified School Dist. Wineville School Project), Series 2015-A,
BAM insured, 5.00% 2042	4,500	5,129
Municipal Fin. Auth., Rev. Ref. Bonds (University of San Diego), Series 2011-B, 5.00% 2031	1,750	1,764
Municipal Fin. Auth., Rev. Ref. Bonds (University of San Diego), Series 2012-A, 5.00% 2031	1,475	1,559
Municipal Fin. Auth., Rev. Ref. Bonds (University of San Diego), Series 2012-A, 5.00% 2032	1,025	1,083
Municipal Fin. Auth., Senior Living Rev. Bonds (Mt. San Antonio Gardens Project), Series 2019, 5.00% 2039	425	506
Municipal Fin. Auth., Senior Living Rev. Ref. Bonds (Pilgrim Place in Claremont), Series 2016-A, 5.00% 2031	500	622
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2009-A, 1.30% 2039 (put 2025)[1]	1,450	1,496
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2021)	3,025	3,059
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2019-A, AMT, 2.40% 2044 (put 2029)	1,150	1,273
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2036	535	608
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2041	655	736
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2046	1,095	1,225
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2051	1,505	1,678
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2030	600	767
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2038	1,000	1,265
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2040	4,610	5,813
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2043	6,525	8,182
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2041	280	341
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2046	1,095	1,323
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2051	2,565	2,783
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2054	2,570	2,777
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside I, LLC - UCR Student Housing Project), Series 2018, 5.00% 2043	2,000	2,420

American Funds Tax-Exempt Funds	293

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside I, LLC - UCR Student Housing Project), Series 2018, 5.00% 2052	$7,500	$9,001
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside II, LLC - UCR Student Housing Project), Series 2019, 5.00% 2049	2,510	3,084
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside II, LLC - UCR Student Housing Project), Series 2019, 5.00% 2052	3,500	4,292
Pollution Control Fncg. Auth., Rev. Bonds (San Jose Water Co. Project), Series 2016, AMT, 4.75% 2046	11,475	13,175
Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2015-B-2, AMT, 3.125% 2040 (put 2025)	2,000	2,231
Pollution Control Fncg. Auth., Water Furnishing Rev. Bonds (San Diego County Water Auth. Desalination Project Pipeline), Series 2019, 5.00% 2023[1]	1,085	1,184
Public Fin. Auth., Charter School Rev. Bonds (LaVerne Elementary Preparatory Academy Project), Series 2019-A, 5.00% 2039[1]	1,370	1,422
Public Fin. Auth., Charter School Rev. Bonds (LaVerne Elementary Preparatory Academy Project), Series 2019-A, 5.00% 2049[1]	1,900	1,965
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2021	450	452
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2023	1,080	1,184
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2025	225	266
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,375	1,715
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2029	1,000	1,296
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2023	200	220
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2037	2,000	2,386
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2047	4,025	4,760
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-B, 4.00% 2051 (put 2031)	690	847
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-3, 2.125% 2027[1]	810	822
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-2, 2.375% 2028[1]	750	763
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2036[1]	375	452
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2046[1]	395	464
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2051[1]	90	105
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2056[1]	355	414
Public Works Board, Lease Rev. Bonds (Dept. of Corrections, Various State Prisons), Series 2019-D, 5.00% 2028	1,630	2,127
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2029	3,000	3,840
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2020-E, 5.00% 2029	2,000	2,670
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2030	1,000	1,336
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2031	2,000	2,721
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2032	3,500	4,870
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2032	700	926
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2035	665	872
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 4.00% 2027[1]	750	832
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2032[1]	2,500	3,012
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2037[1]	1,485	1,775
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2013-A-1, 7.375% 2043 (preref. 2022)	3,390	3,656
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2044[1]	2,805	3,312
School Fin. Auth., Charter School Rev. Bonds (Downtown College Prep Obligated Group), Series 2016, 4.75% 2036[1]	1,365	1,504
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2029[1]	3,345	3,885
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2035[1]	500	570
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2041[1]	3,000	3,380
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2048[1]	2,795	3,131
School Fin. Auth., Charter School Rev. Bonds (Fenton Charter Public Schools Obligated Group), Series 2020-A, 5.00% 2040[1]	750	878
School Fin. Auth., Charter School Rev. Bonds (Fenton Charter Public Schools Obligated Group), Series 2020-A, 5.00% 2050[1]	750	868
School Fin. Auth., Charter School Rev. Bonds (Fenton Charter Public Schools Obligated Group), Series 2020-A, 5.00% 2058[1]	1,625	1,870
School Fin. Auth., Charter School Rev. Bonds (Larchmont Charter School Project), Series 2018-A, 5.00% 2055[1]	1,000	1,115
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2017-A, 5.00% 2034[1]	750	851

294	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2016-A, 5.00% 2036[1]	$1,000	$1,110
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2016-A, 5.00% 2046[1]	750	824
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2030[1]	315	370
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2047[1]	250	284
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2017-A, 5.00% 2030[1]	1,830	2,136
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2017-A, 5.00% 2037[1]	2,105	2,407
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[1]	7,035	8,090
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2043[1]	1,750	2,027
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2049[1]	1,900	2,191
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2054[1]	5,000	5,755
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2017-A, 5.00% 2037[1]	860	1,031
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2054[1]	2,150	2,638
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 5.00% 2037[1]	1,455	1,700
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 5.00% 2049[1]	5,400	6,198
Regents of the University of California, G.O. Rev. Bonds, Series 2020-BE, 4.00% 2047	2,500	3,006
Regents of the University of California, G.O. Rev. Bonds, Series 2018-AZ, 5.00% 2048	10,230	12,824
Regents of the University of California, G.O. Rev. Bonds, Series 2013-AK, 5.00% 2048 (put 2023)	3,490	3,797
Regents of the University of California, G.O. Rev. Bonds, Series 2020-BE, 4.00% 2050	5,000	5,985
Regents of the University of California, Limited Project Rev. Bonds, Series 2016-K, 5.00% 2034	750	905
Regents of the University of California, Limited Project Rev. Bonds, Series 2016-K, 5.00% 2035	3,750	4,522
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 5.00% 2046	1,685	2,233
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 4.00% 2051	3,750	4,533
Regents of the University of California, Limited Project Rev. Ref. Bonds, Series 2018-O, 5.00% 2048	1,900	2,375
Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2016-L, 4.00% 2038	1,000	1,137
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045	1,140	1,213
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2019-A, 4.00% 2049	5,875	6,505
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2020-A, 3.00% 2050	2,315	2,536
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2018-CR, 4.00% 2048	14,240	15,667
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	14,280	15,782
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	6,470	7,087
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2015-CM, AMT, 2.45% 2031	1,550	1,577
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2016-CN, 3.50% 2045	4,385	4,622
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2034	3,500	4,787
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2016-AW, 4.00% 2035	20,840	24,203
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2035	190	259
		890,673

City, county & other issuers 63.46%
City of Adelanto, Public Utility Auth., Rev. Ref. Bonds (Utility System Project), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2039	2,000	2,481
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	1,200	1,322
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	6,375	7,021
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2035	2,500	2,857
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2036	1,500	1,818
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2037	2,000	2,278
Alameda Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2004, Assured Guaranty Municipal insured, 0% 2024	3,500	3,448
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2042	1,000	1,119

American Funds Tax-Exempt Funds	295

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2046	$500	$558
City of Alhambra, Rev. Ref. Bonds (Atherton Baptist Homes Project), Series 2016, 5.00% 2029	225	269
Azusa Unified School Dist., G.O. Bonds, 2014 Election, Series 2019-C, 5.00% 2044	1,000	1,249
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, 5.00% 2032	455	560
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, 5.00% 2035	600	734
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, 5.00% 2036	655	799
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2044	2,810	3,505
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2049	1,930	2,394
Baldwin Park Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2031	6,420	7,417
Banning Unified School Dist., G.O. Rev. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2035	955	1,182
Banning Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2031	1,500	1,725
Banning Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2032	1,000	1,147
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-B, 5.00% 2023	80	83
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2011, 6.125% 2041	3,000	3,010
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-A, 5.00% 2047	4,000	4,118
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2021	1,000	1,013
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Sharp HealthCare), Series 2011-A, 6.00% 2030 (preref. 2021)	1,000	1,000
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Sharp HealthCare), Series 2014-A, 5.00% 2043	1,000	1,092
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Senior Living Rev. Bonds (Odd Fellows Home of California), Series 2012-A, 5.00% 2032	5,000	5,332
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-B-1, (SIFMA Municipal Swap Index + 1.10%) 1.12% 2045 (put 2024)[2]	5,675	5,765
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-S-7, 4.00% 2047	9,000	10,386
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-A, 2.00% 2056 (put 2028)	6,200	6,671
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2019-S-8, 5.00% 2056	17,000	21,604
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-F-1, 5.00% 2056 (preref. 2027)	3,510	4,404
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2045 (put 2023)[2]	1,400	1,410
Beaumont Unified School Dist., Community Facs. Dist. No. 2018-1 (Improvement Area No. 1), Special Tax Bonds, Series 2020, 4.00% 2045	1,000	1,136
Beaumont Unified School Dist., Community Facs. Dist. No. 2018-1 (Improvement Area No. 1), Special Tax Bonds, Series 2020, 4.00% 2050	1,250	1,416
City of Beaumont, Community Facs. Dist. No. 2016-1 (Fairway Canyon), Special Tax Bonds, Series 2019, 5.00% 2044	900	1,039
City of Beaumont, Community Facs. Dist. No. 2016-1 (Fairway Canyon), Special Tax Bonds, Series 2019, 5.00% 2049	400	461
City of Beaumont, Community Facs. Dist. No. 2016-2 (Sundance), Special Tax Rev. Bonds, Series 2019, 5.00% 2044	1,000	1,146
City of Beaumont, Community Facs. Dist. No. 2016-2 (Sundance), Special Tax Rev. Bonds, Series 2019, 5.00% 2049	1,000	1,142
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8C), Special Tax Bonds, Series 2018-A, 5.00% 2043	1,605	1,858
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8C), Special Tax Bonds, Series 2018-A, 5.00% 2048	5,715	6,593
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8D), Special Tax Bonds, Series 2018-A, 5.00% 2043	565	654

296	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8D), Special Tax Bonds, Series 2018-A, 5.00% 2048	$1,000	$1,154
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8E), Special Tax Bonds, Series 2019, 5.00% 2048	2,500	2,884
Brentwood Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2048	9,940	11,380
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-A, 5.00% 2027	600	750
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-A, 5.00% 2028	500	642
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 4.25% 2032	1,350	1,389
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 5.00% 2035	1,300	1,351
Casitas Municipal Water Dist., Community Facs. Dist. No. 2013-1, Special Tax Bonds, Series 2019, BAM insured, 4.00% 2047	1,745	2,014
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2024	300	329
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2025	300	338
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2026	275	316
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2027	300	351
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2028	250	296
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2029	250	300
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2030	275	333
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2014-B, Assured Guaranty Municipal insured, 5.00% 2030	1,050	1,179
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2031	375	455
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2031	300	363
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2032	525	637
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2034	1,000	1,209
Centinela Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-C, Assured Guaranty Municipal insured, 4.00% 2033	2,500	2,872
Cerritos Community College Dist., G.O. Bonds, 2004 Election, Series 2012-D, 5.00% 2038 (preref. 2022)	1,000	1,049
City of Cerritos, Public Fncg. Auth., Tax Allocation Rev. Bonds (Cerritos Redev. Projects), Series 2002-A, AMBAC insured, 5.00% 2021	500	502
Chabot-Las Positas Community College Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 4.00% 2042	1,500	1,766
Chaffey Community College Dist., G.O. Bonds, 2018 Election, Series 2019-A, 4.00% 2043	6,000	7,008
Chaffey Joint Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-D, 0% 2027	895	844
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2033	260	302
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2035	280	324
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2036	290	334
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2037	300	345
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2038	315	362
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2039	325	372
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2045	2,250	2,553
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2022	180	186
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2023	190	203
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2024	195	214
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2025	205	229
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2026	210	239
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2027	220	255
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2028	230	269
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2035	900	1,030

American Funds Tax-Exempt Funds	297

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2040	$955	$1,087
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2051	1,145	1,290
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2030	1,010	1,190
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2031	500	589
City of Chula Vista, Community Facs. Dist. No. 16-I (Millenia), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2041	380	432
City of Chula Vista, Community Facs. Dist. No. 16-I (Millenia), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2046	500	564
City of Chula Vista, Community Facs. Dist. No. 16-I (Millenia), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2051	1,020	1,148
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2021	970	974
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2022	1,455	1,528
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2029	890	1,081
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	920	1,112
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2034	1,180	1,417
City of Clovis, Wastewater Rev. Bonds, Series 2017, BAM insured, 5.00% 2036	1,155	1,426
City of Clovis, Wastewater Rev. Bonds, Series 2017, BAM insured, 5.00% 2037	1,150	1,417
City of Clovis, Wastewater Rev. Bonds, Series 2017, BAM insured, 5.00% 2038	515	633
Clovis Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006-B, National insured, 0% 2030	2,300	2,041
Coachella Valley Unified School Dist., G.O. Bonds, 2005 Election, Series 2016-E, Assured Guaranty Municipal insured, 4.00% 2045	6,555	7,488
Colton Joint Unified School Dist., G.O. Bonds, 2008 Election, Series 2016-D, BAM insured, 4.00% 2030	1,300	1,505
Colton Joint Unified School Dist., G.O. Bonds, 2008 Election, Series 2016-D, BAM insured, 4.00% 2031	1,200	1,386
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2032	1,065	1,292
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2033	1,080	1,309
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2034	1,355	1,639
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2035	1,515	1,829
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2037	1,875	2,256
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2038	2,075	2,492
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2035	1,000	714
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2038	1,250	800
City of Concord, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2023	925	993
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 5.00% 2034	800	911
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 4.00% 2040	350	399
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 4.00% 2045	700	792
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 4.00% 2050	1,450	1,633
Corona-Norco Unified School Dist., Community Facs. Dist. No. 05-1, Special Tax Bonds, Series 2016, 5.00% 2024	255	291
Corona-Norco Unified School Dist., Community Facs. Dist. No. 05-1, Special Tax Bonds, Series 2016, 5.00% 2025	530	627
Corona-Norco Unified School Dist., Community Facs. Dist. No. 05-1, Special Tax Bonds, Series 2016, 5.00% 2036	2,010	2,361
Corona-Norco Unified School Dist., G.O. Bonds, 2014 Election, Series 2019-C, 4.00% 2049	2,500	2,886
Cotati-Rohnert Park Unified School Dist., G.O. Bonds, 2014 Election, Series 2018-E, BAM insured, 4.00% 2043	2,000	2,313
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Pasadena Portfolio), Series 2021-A-2, 3.00% 2056	1,010	1,053
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (The Link - Glendale), Series 2021-A-2, 4.00% 2056[1]	3,500	3,806
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Union South Bay), Series 2021-A-2, 4.00% 2056[1]	3,785	4,151
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2029	675	878
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2030	225	270
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2031	265	315
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2032	275	325
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2033	265	313
East Side Union High School Dist., G.O. Bonds, 2016 Election, Series 2021-C, 2.00% 2027	3,000	3,248

298	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
East Side Union High School Dist., G.O. Rev. Ref. Bonds, Series 2020, BAM insured, 5.00% 2023	$1,000	$1,099
Eastern Municipal Water Dist., Community Facs. Dist. No. 2013-64 (Atherton and Terracina), Special Tax Bonds, Series 2019, 5.00% 2045	850	976
Eastern Municipal Water Dist., Community Facs. Dist. No. 2013-64 (Atherton and Terracina), Special Tax Bonds, Series 2020, 4.00% 2050	1,550	1,760
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2027	85	97
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2028	85	98
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2029	90	105
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.125% 2037	110	108
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.125% 2038	120	117
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.25% 2039	125	123
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.25% 2040	100	98
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2051	525	601
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 4.00% 2038	2,000	2,471
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2024	1,485	1,562
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2025	2,560	2,692
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 4.00% 2032	2,500	2,812
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2032	1,000	1,184
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2033	1,000	1,183
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2033	945	1,112
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2034	1,000	1,182
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2035	1,150	1,349
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2035	1,000	1,182
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2041	4,680	5,470
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2043	2,890	3,353
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2046	8,065	9,363
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2048	2,500	2,887
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2020, 4.00% 2050	1,000	1,119
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 4.00% 2033	2,535	2,652
Elk Grove Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2048	1,000	1,140
Emery Unified School Dist., G.O. Bonds, 2010 Election, Series 2011-A, Assured Guaranty Municipal insured, 6.25% 2031 (preref. 2021)	4,400	4,400
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2023	1,500	1,648
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2026	2,000	2,271
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2020-A, 4.00% 2045	1,450	1,695
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2017-A, 5.00% 2046	2,000	2,459
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2032	1,315	1,062
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2036	2,430	1,671
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2037	1,575	1,041
Fairfield-Suisun Unified School Dist., G.O. Bonds, 2016 Election, Series 2018, 4.00% 2041	5,760	6,506
City of Folsom, Folsom Ranch Fncg. Auth., Community Facs. Dist. No. 21 (White Rock Springs Ranch), Special Tax Rev. Bonds, Series 2021, 4.00% 2046	465	520
City of Folsom, Folsom Ranch Fncg. Auth., Community Facs. Dist. No. 21 (White Rock Springs Ranch), Special Tax Rev. Bonds, Series 2021, 4.00% 2050	500	558
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 1, G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2004-B, National insured, 0% 2026	1,000	959
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2039	1,000	1,151

American Funds Tax-Exempt Funds	299

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2040	$8,715	$10,022
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 4, G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2006-A, National insured, 0% 2031	1,865	1,582
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2030	2,080	2,322
City of Fontana, Community Facs. Dist. No. 31 (Citrus Heights North), Special Tax Rev. Ref. Bonds, Series 2018, 5.00% 2034	1,255	1,461
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2029	130	150
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2035	100	113
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2045	700	784
City of Fontana, Community Facs. Dist. No. 87 (El Paseo), Special Tax Bonds, Series 2021, 4.00% 2041	500	576
City of Fontana, Community Facs. Dist. No. 90 (Summit at Rosena Phase 1), Special Tax Bonds, Series 2021, 4.00% 2041	525	609
City of Fontana, Community Facs. Dist. No. 90 (Summit at Rosena Phase 1), Special Tax Bonds, Series 2021, 4.00% 2046	450	518
City of Fontana, Community Facs. Dist. No. 90 (Summit at Rosena Phase 1), Special Tax Bonds, Series 2021, 4.00% 2051	525	602
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2013-B-2, 3.50% 2053	3,120	3,539
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2013-B-1, 3.95% 2053	3,500	3,972
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2035	2,000	1,543
City of Fremont, Community Facs. Dist. No. 1 (Pacific Commons), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	2,220	2,557
City of Fremont, Community Facs. Dist. No. 2 (Warm Springs Public Facs.), Special Tax Bonds, Series 2019, 5.00% 2044	1,000	1,149
City of Fremont, Community Facs. Dist. No. 2 (Warm Springs Public Facs.), Special Tax Bonds, Series 2019, 5.00% 2049	1,550	1,776
County of Fresno, Sanger Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-C, BAM insured, 3.00% 2048	2,465	2,676
County of Fresno, Sanger Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 3.00% 2051	3,325	3,604
County of Fresno, Sanger Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2055	1,650	1,991
Fresno Unified School Dist., G.O. Bonds, Series 2018-A, 5.00% 2039	1,830	2,190
Fresno Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, 4.00% 2034	3,000	3,458
City of Garden Grove, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Bonds, Series 2016, BAM insured, 5.00% 2029	1,500	1,791
Gilroy Unified School Dist., G.O. Bonds, 2016 Election, Series 2021, 4.00% 2042	400	468
City of Glendale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Central Glendale Redev. Project), Series 2016, BAM insured, 4.00% 2023	500	543
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 3.00% 2024	125	133
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 3.00% 2025	130	139
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2026	135	152
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2027	140	160
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2028	145	167
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2029	150	174
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2030	155	180
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2032	170	197
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2046	470	535
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2051	650	739
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2056	1,000	1,133
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2031	150	180
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2032	160	191
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2044	1,125	1,323
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2049	1,430	1,675
Grossmont Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2008, 0% 2032	7,000	5,900

300	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Hartnell Community College Dist., G.O. Bonds, 2016 Election, Series 2017-A, 4.00% 2047	$4,555	$5,296
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Series 2020-A, 5.00% 2061	1,500	1,805
Hayward Unified School Dist., G.O. Bonds, 2018 Election, Series 2020, Assured Guaranty Municipal insured, 4.00% 2050	1,000	1,182
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2044	8,000	10,054
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 4.00% 2048	2,000	2,335
Hayward Unified School Dist., G.O. Rev. Ref. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2040	1,000	1,263
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2024	195	214
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2027	240	275
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2029	275	321
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2031	310	360
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2034	375	432
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2036	225	259
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2024	225	256
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028	1,220	1,398
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2032	540	611
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2033	580	655
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2034	350	395
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2039	1,850	2,074
Humboldt Union High School Dist., G.O. Bonds, 2010 Election, Series 2011-A, 6.50% 2034 (preref. 2021)	1,145	1,145
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2016-B-2, 4.00% 2032	1,830	2,132
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2017, 4.00% 2036	6,915	7,993
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2017, 4.00% 2041	7,200	8,249
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2016-B-2, 5.00% 2041	1,425	1,711
Independent Cities Fin. Auth., Mobile Home Park Rev. Ref. Bonds (San Juan Mobile Estates), Series 2015, 5.00% 2030	2,000	2,254
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2036[1]	360	432
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2041[1]	390	462
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2046[1]	765	897
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2051[1]	1,075	1,258
City of Indian Wells, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Consolidated Whitewater Redev. Project Area), Series 2016-A, National insured, 4.00% 2030	1,250	1,435
City of Indian Wells, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Consolidated Whitewater Redev. Project Area), Series 2016-A, National insured, 4.00% 2031	1,250	1,432
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2031	435	535
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2033	1,250	1,533
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2034	500	612
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2035	415	507
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2038	1,000	1,215
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2029	230	278
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2030	500	602
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2033	500	596
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2034	685	816
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2036	800	948
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2038	650	768
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 1, Special Tax Bonds, Series 2014, 5.00% 2044	2,705	3,020
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 1, Special Tax Bonds, Series 2014, 5.00% 2049	1,000	1,114
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 4, Special Tax Bonds, Series 2016, 4.00% 2028	825	904

American Funds Tax-Exempt Funds	301

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 4, Special Tax Bonds, Series 2016, 4.00% 2031	$400	$435
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 4, Special Tax Bonds, Series 2016, 4.00% 2033	1,615	1,754
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2035	550	650
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2037	650	766
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2038	1,000	1,177
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2043	2,670	3,125
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2048	5,250	6,120
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2051	1,250	1,489
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2024	2,250	2,593
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2024	825	910
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2025	710	782
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2028	1,050	1,151
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2029	2,600	3,055
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2030	1,700	1,988
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2031	1,500	1,749
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2032	800	932
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2042	1,000	1,147
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2026	330	409
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2027	375	479
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2028	525	689
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2029	500	673
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2030	350	467
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2031	635	843
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2032	680	896
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2034	1,155	1,502
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 4.00% 2036	1,840	2,211
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 4.00% 2037	1,285	1,532
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2044	1,000	1,273
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, BAM insured, 4.00% 2046	1,350	1,648
Irvine Unified School Dist., Community Facs. Dist. No. 01-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	2,000	2,303
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2029	200	251
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2030	370	461
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2031	420	521
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2032	450	557
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2032	365	481
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2032	175	217
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2033	245	302
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2034	435	568
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2034	250	307
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2035	250	326

302	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2035	$250	$307
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2036	350	428
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2036	270	350
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2037	570	682
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2037	270	329
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2038	550	656
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2039	635	755
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2039	820	995
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2040	810	981
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-C, BAM insured, 5.00% 2042	1,000	1,211
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2042	1,000	1,209
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2044	2,400	2,851
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2045	1,500	1,803
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2049	3,000	3,545
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2050	11,195	13,408
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-C, BAM insured, 4.00% 2053	1,250	1,409
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2054	12,170	14,358
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2054	3,000	3,590
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 5.00% 2057	1,665	1,982
City of Jurupa, Community Facs. Dist. No. 33 (Eastvale Area), Improvement Area No. 2, Special Tax Bonds, Series 2014-A, 5.00% 2043	3,140	3,466
City of Jurupa, Community Facs. Dist. No. 52 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2050	500	566
City of Jurupa, Community Facs. Dist. No. 54 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2041	420	487
City of Jurupa, Community Facs. Dist. No. 54 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2046	450	517
City of Jurupa, Community Facs. Dist. No. 54 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2051	875	1,003
City of Jurupa, Community Facs. Dist. No. 55 (Eastvale Area), Special Tax Bonds, Series 2020-A, 4.00% 2045	500	570
City of Jurupa, Community Facs. Dist. No. 55 (Eastvale Area), Special Tax Bonds, Series 2020-A, 4.00% 2050	500	568
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2027	2,000	2,277
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2042	1,000	1,129
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2029	1,755	2,156
Jurupa Unified School Dist., Community Facs. Dist. No. 11, Special Tax Bonds, Series 2018-B, 5.00% 2043	1,165	1,342
Jurupa Unified School Dist., Community Facs. Dist. No. 11, Special Tax Bonds, Series 2018-B, 5.00% 2048	2,265	2,598
Jurupa Unified School Dist., Community Facs. Dist. No. 17, Special Tax Bonds, Series 2018-A, 5.00% 2048	1,815	2,092
County of Kern, RNR School Fncg. Auth., Community Facs. Dist. No. 92-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2037	1,500	1,805
County of Kern, RNR School Fncg. Auth., Community Facs. Dist. No. 92-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2041	3,000	3,587
La Mesa-Spring Valley School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2046	965	1,108
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2013-A, 5.00% 2028 (preref. 2023)	2,130	2,347
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2029 (preref. 2024)	1,000	1,149

American Funds Tax-Exempt Funds	303

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2032 (preref. 2024)	$1,515	$1,740
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2034 (preref. 2024)	2,150	2,469
City of La Verne, Rev. Certs. of Part. (Brethren Hillcrest Homes), Series 2014, 5.00% 2036 (preref. 2022)	1,350	1,415
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2021, 4.00% 2042	150	171
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2021, 4.00% 2046	200	227
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2021, 4.00% 2051	500	566
City of Lake Elsinore, Community Facs. Dist. No. 2019-1 (Westlake), Special Tax Bonds, Series 2021, 4.00% 2041	350	399
City of Lake Elsinore, Community Facs. Dist. No. 2019-1 (Westlake), Special Tax Bonds, Series 2021, 4.00% 2046	450	509
City of Lake Elsinore, Community Facs. Dist. No. 2019-1 (Westlake), Special Tax Bonds, Series 2021, 4.00% 2051	700	791
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2024	415	473
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2025	1,170	1,381
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2029	4,570	5,304
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2035	4,585	5,225
City of Lake Elsinore, School Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, 5.00% 2025	260	310
City of Lake Elsinore, School Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, 5.00% 2030	500	618
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2035	100	128
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2036	170	217
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2037	180	229
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2038	150	190
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2039	120	152
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2047	2,250	2,801
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2040	80	91
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2045	175	198
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2049	425	480
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.25% 2027	2,000	2,200
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2021	1,220	1,234
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2024	1,115	1,128
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2025	1,000	1,011
City of Long Beach, Harbor Rev. Bonds, Series 2017-A, AMT, 5.00% 2031	1,210	1,483
City of Long Beach, Harbor Rev. Bonds, Series 2017-A, AMT, 5.00% 2032	1,750	2,141
City of Long Beach, Harbor Rev. Bonds, Series 2017-A, AMT, 5.00% 2033	1,350	1,648
City of Long Beach, Harbor Rev. Bonds, Series 2017-B, AMT, 5.00% 2043	500	601
City of Long Beach, Harbor Rev. Ref. Bonds, Series 2020-B, AMT, 4.00% 2022	7,825	8,062
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2034	1,125	1,263
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2045	1,225	1,356
Long Beach Community College Dist., G.O. Bonds, 2016 Election, Series 2019-C, 4.00% 2045	1,000	1,169
Long Beach Community College Dist., G.O. Bonds, 2016 Election, Series 2019-C, 4.00% 2049	1,000	1,165
Long Beach Unified School Dist., G.O. Bonds, 2008 Election, Series 2017-E, 5.00% 2040	3,655	4,364
Long Beach Unified School Dist., G.O. Rev. Ref. Bonds, 2016 Election, Series 2016, 4.00% 2031	3,720	4,353
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2026	985	1,122
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2027	1,970	2,242
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2028	1,675	1,905
City of Los Angeles, Community Redev. Agcy., Lease Rev. Bonds (Vermont Manchester Social Services Project), Series 2005, AMBAC insured, 5.00% 2024	3,250	3,262
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2027	2,085	2,592

304	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2015-A, AMT, 5.00% 2027	$1,250	$1,460
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2020-C, AMT, 5.00% 2029	2,765	3,612
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2015-A, AMT, 5.00% 2029	1,560	1,815
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2029	1,450	1,747
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2019-A, AMT, 5.00% 2031	2,345	3,032
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2031	2,395	2,883
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-B, AMT, 5.00% 2032	3,825	4,839
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-C, AMT, 5.00% 2032	3,450	4,316
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2032	1,000	1,232
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2033	5,880	7,563
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-A, AMT, 5.00% 2033	1,255	1,583
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2033	1,000	1,231
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2033	500	600
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-A, AMT, 4.00% 2034	1,000	1,134
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2034	1,250	1,535
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2035	1,000	1,228
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-A, AMT, 5.00% 2035	1,000	1,200
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-A, AMT, 5.00% 2036	1,345	1,694
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-A, AMT, 5.00% 2037	1,450	1,827
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2037	1,260	1,545
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-A, AMT, 5.00% 2042	1,000	1,190
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2043	3,000	3,768
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Ref. Bonds, Series 2021-B, 5.00% 2025	1,000	1,179
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022	10,950	11,246
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2020-B, 5.00% 2045	2,025	2,646
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2019-A, 5.00% 2049	5,000	6,354
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2020-B, 5.00% 2050	2,250	2,931
City of Los Angeles, Harbor Dept., Rev. Bonds, Series 2014-B, AMT, 5.00% 2032	3,000	3,382
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2011-A, AMT, 5.00% 2021	1,460	1,460
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2023	1,800	1,965
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	1,700	1,700
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2036	2,790	3,530
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2037	2,810	3,544
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2038	3,000	3,768

American Funds Tax-Exempt Funds	305

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2039	$5,000	$6,263
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 4.00% 2036	1,500	1,864
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 4.00% 2037	1,500	1,859
County of Los Angeles, Redev. Ref. Auth., Tax Allocation Rev. Ref. Bonds (Bunker Hill Project), Series 2014-C, Assured Guaranty Municipal insured, 5.00% 2027	1,000	1,147
County of Los Angeles, Sanitation Dist. Fncg. Auth., Capital Projects Rev. Bonds (Dist. No. 14), Series 2015-A, 5.00% 2032	2,000	2,368
County of Los Angeles, Wiseburn School Dist., G.O. Bonds, 2010 Election, Series 2011-B, Assured Guaranty Municipal insured, 5.625% 2041 (preref. 2021)	10,000	10,000
Los Angeles Community College Dist., G.O. Rev. Ref. Bonds, Series 2015-A, 5.00% 2031 (preref. 2024)	4,840	5,549
Los Angeles County Facs., Inc., Lease Rev. Bonds (Vermont Corridor County Administration Building), Series 2018-A, 5.00% 2043	1,000	1,259
Los Angeles County Facs., Inc., Lease Rev. Bonds (Vermont Corridor County Administration Building), Series 2018-A, 5.00% 2051	1,500	1,873
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 4.00% 2040	6,935	8,415
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 4.00% 2044	1,000	1,201
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-C, 3.00% 2045	8,000	8,727
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2005 Election, Series 2018-M-1, 5.25% 2042	3,115	3,912
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	1,755	2,150
Los Rios Community College Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2012, 5.00% 2028	3,000	3,142
Lynwood Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, BAM Insured, 4.00% 2049	6,260	7,218
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2024	180	199
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2025	190	215
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2026	170	196
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2027	205	239
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2039	600	686
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2045	1,000	1,131
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 3, Special Tax Bonds, Series 2018, 4.00% 2032	430	484
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 3, Special Tax Bonds, Series 2018, 4.00% 2033	470	528
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 3, Special Tax Bonds, Series 2018, 4.00% 2034	515	578
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2036	445	519
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2041	660	763
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2046	875	1,004
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2050	1,025	1,173
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2036	250	288
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2041	1,000	1,142
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2046	1,590	1,803
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2050	1,050	1,188
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2034	1,000	1,167
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2038	1,100	1,275
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2030	2,065	2,446
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2031	560	662
Montebello Unified School Dist., G.O. Rev. Bonds, Series 2016-A, 5.00% 2034	1,095	1,326
Montebello Unified School Dist., G.O. Rev. Bonds, Series 2016-A, 5.00% 2035	1,465	1,775

306	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Montebello Unified School Dist., G.O. Rev. Bonds, Series 2016-A, 5.00% 2036	$1,290	$1,561
Montebello Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2033	2,505	2,891
Monterey Peninsula Community College Dist., G.O. Rev. Ref. Bonds, Series 2016, 4.00% 2033	3,165	3,619
Monterey Peninsula Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2016, 0% 2028	1,500	1,339
Moorpark Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2011-B, Assured Guaranty Municipal insured, 0% 2036	2,000	1,397
Moreno Valley Unified School Dist., Community Facs. Dist. No. 2016-1, Special Tax Bonds, Series 2020, 4.00% 2045	1,355	1,540
Moreno Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Special Tax Bonds, Series 2019, 5.00% 2044	820	963
Moreno Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Special Tax Bonds, Series 2019, 5.00% 2050	1,500	1,757
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2028	1,090	1,300
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2030	1,280	1,510
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2032	1,480	1,733
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2034	1,720	2,006
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2035	925	1,077
City of Morgan Hill, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2013-A, 5.00% 2031	3,000	3,308
Mt. San Jacinto Community College, G.O. Bonds, 2014 Election, Series 2021-C, 3.00% 2034	865	971
Mountain View School Dist., G.O. Bonds, 2016 Election, Series 2020-C, Assured Guaranty Municipal insured, 4.00% 2049	2,800	3,274
Mountain View Shoreline Regional Park Community, Rev. Bonds, Series 2011-A, 5.625% 2035	1,300	1,305
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	1,000	1,047
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2024	1,000	1,051
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2031	3,000	3,133
Murrieta Valley Unified School Dist., Community Facs. Dist. No. 2014-4, Special Tax Bonds, Series 2020, BAM insured, 4.00% 2045	1,175	1,379
Murrieta Valley Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2030	1,250	1,523
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2026	400	485
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2027	300	361
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2028	3,320	3,972
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2029	3,520	4,190
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2030	1,750	2,071
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2033	2,790	3,363
Natomas Unified School Dist., G.O. Bonds, Series 2017, BAM insured, 5.00% 2032	1,000	1,210
New Haven Unified School Dist., G.O. Bonds, 2014 Election, Series 2020-C, 4.00% 2044	1,250	1,453
New Haven Unified School Dist., G.O. Bonds, 2014 Election, Series 2017-B, 4.00% 2047	4,000	4,564
City of Norco, Community Facs. Dist. No. 2001-1 (Norco Ridge Ranch), Special Tax Rev. Ref. Bonds, Series 2017, BAM insured, 5.00% 2033	1,000	1,244
North Orange County Community College Dist., G.O. Bonds, 2014 Election, Series 2019-B, 4.00% 2044	8,575	10,137
Northern California Energy Auth., Commodity Supply Rev. Bonds, Series 2018, 4.00% 2049 (put 2024)	2,900	3,200
Northern California Gas Auth. No. 1, Gas Project Rev. Bonds, Series 2007-B, (3-month USD-LIBOR + 0.67%) 0.855% 2027[2]	4,690	4,719
Northern California Power Agcy., Hydroelectric Project No. 1, Rev. Ref. Bonds, Series 2012-A, 5.00% 2029	1,570	1,639
Northern California Power Agcy., Hydroelectric Project No. 1, Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	1,000	1,044
Oak Park Unified School Dist., G.O. Bonds, 2016 Election, Series 2018-B, 5.00% 2047	1,095	1,358
Oakland Unified School Dist., G.O. Bonds, 2006 Election, Series 2016-A, 5.00% 2026	6,250	7,623
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2027	1,340	1,687
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2013, 6.25% 2028 (preref. 2021)	2,000	2,000
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2015-A, 5.00% 2030	1,300	1,533
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2013, 6.25% 2030 (preref. 2021)	2,000	2,000
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2015-A, 5.00% 2031	1,500	1,769
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2033	4,365	5,110
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2013, 6.625% 2038 (preref. 2021)	1,200	1,200
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 3.00% 2040	3,000	3,225
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2015-A, 5.00% 2040	5,550	6,501

American Funds Tax-Exempt Funds	307

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	$3,000	$3,144
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2024	2,225	2,539
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2027	2,000	2,438
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,200	1,461
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,145	2,605
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2035	1,000	1,167
Oakland Unified School Dist., G.O. Rev. Ref. Bonds (Measure J), Series 2017-C, 5.00% 2031	2,015	2,519
Oakland Unified School Dist., G.O. Rev. Ref. Bonds (Measure J), Series 2017-C, 5.00% 2035	3,245	4,035
Oakland Unified School Dist., G.O. Rev. Ref. Bonds (Measure J), Series 2017-C, 5.00% 2036	2,000	2,483
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2022	1,645	1,745
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2023	4,825	5,344
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2024	2,570	2,954
Port of Oakland, Rev. Ref. Bonds, Series 2012-P, AMT, 5.00% 2026 (preref. 2022)	2,100	2,176
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2028	2,770	3,509
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2028	500	623
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	3,050	3,984
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2029	250	310
Ohlone Community College Dist., G.O. Bonds, 2010 Election, Series 2016-C, 4.00% 2033	1,000	1,166
Ohlone Community College Dist., G.O. Bonds, 2010 Election, Series 2016-C, 4.00% 2034	1,000	1,164
Ohlone Community College Dist., G.O. Bonds, 2010 Election, Series 2016-C, 4.00% 2035	1,000	1,163
City of Ontario, Community Facs. Dist. No. 38 (Park and Turner NE Facs.), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2044	1,000	1,149
City of Ontario, Community Facs. Dist. No. 38 (Park and Turner NE Facs.), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2049	2,000	2,291
City of Ontario, Community Facs. Dist. No. 40 (Emerald Park Facs.), Special Tax Bonds, Series 2020, 4.00% 2039	275	317
City of Ontario, Community Facs. Dist. No. 40 (Emerald Park Facs.), Special Tax Bonds, Series 2020, 4.00% 2050	785	899
City of Ontario, Community Facs. Dist. No. 43 (Park Place Facs. Phase IV), Special Tax Bonds, Series 2020, 4.00% 2050	3,250	3,691
City of Ontario, Community Facs. Dist. No. 46 (Avenue 176 Facs.), Special Tax Bonds, Series 2021, 4.00% 2045	300	341
City of Ontario, Community Facs. Dist. No. 46 (Avenue 176 Facs.), Special Tax Bonds, Series 2021, 4.00% 2051	500	567
Ontario International Airport Auth., Airport Rev. Bonds, Series 2021-A, 5.00% 2046	1,885	2,479
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2024	1,085	1,144
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2025	1,720	1,814
County of Orange, Community Facs. Dist. No. 2004-1 (Ladera Ranch), Special Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2034	2,100	2,149
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	980	1,135
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	1,365	1,562
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.25% 2045	660	754
County of Orange, Community Facs. Dist. No. 2016-1 (Esencia Village), Special Tax Bonds, Series 2016-A, 5.00% 2036	2,000	2,341
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 1, Special Tax Bonds, Series 2018-A, 5.00% 2042	5,000	6,054
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 2, Special Tax Bonds, Series 2020-A, 4.00% 2045	2,200	2,533
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 2, Special Tax Bonds, Series 2020-A, 4.00% 2050	1,000	1,149
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2032	2,160	2,988
Oxnard Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2036	2,000	2,495
Oxnard Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2045	5,160	6,379
City of Palm Desert, Community Facs. Dist. No. 2005-1 (University Park), Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2030	195	227
City of Palm Desert, Community Facs. Dist. No. 2005-1 (University Park), Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2033	220	254
City of Palm Desert, Community Facs. Dist. No. 2005-1 (University Park), Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2036	235	270

308	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 3.00% 2031	$420	$434
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 4.00% 2041	230	251
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Improvement Bonds, Series 2007, 5.05% 2027	2,740	2,751
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Improvement Bonds, Series 2007, 5.10% 2037	1,820	1,827
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Rev. Ref. Improvement Bonds, Series 2021, 4.00% 2026	670	752
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Rev. Ref. Improvement Bonds, Series 2021, 4.00% 2031	800	921
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Rev. Ref. Improvement Bonds, Series 2021, 4.00% 2037	1,200	1,364
City of Palmdale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016-B, National insured, 5.00% 2031	1,000	1,203
City of Palmdale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016-B, National insured, 5.00% 2032	1,000	1,201
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2041	2,975	3,619
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2032	255	208
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2037	1,600	1,138
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2038	1,505	1,039
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 1999, Assured Guaranty Municipal insured, 0% 2038	1,190	821
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2039	840	562
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 1999, Assured Guaranty Municipal insured, 0% 2039	240	161
Palo Alto Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2008-2, 0% 2031	2,000	1,792
Palomar Community College Dist., Rev. Ref. Bonds, Series 2015, 5.00% 2032	3,000	3,538
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2024	2,275	2,559
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-B, 4.00% 2030	1,000	1,128
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-B, 4.00% 2031	1,000	1,128
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	970	1,145
Palomar Health, Rev. Ref. Bonds, Series 2016, 5.00% 2025	1,000	1,181
Palomar Health, Rev. Ref. Bonds, Series 2016, 5.00% 2039	1,320	1,557
Palomar Health, Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2047	2,000	2,500
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2028	3,000	2,755
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2029	6,550	5,879
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2031	3,000	2,571
Pasadena Unified School Dist., G.O. Bonds, 2008 Election, Series 2016, 4.00% 2036	2,250	2,560
Paso Robles Joint Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, BAM insured, 4.00% 2028	915	1,057
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2049	9,035	10,676
City of Perris, Joint Powers Auth., Local Agcy. Rev. Bonds (CFD No. 2006-2 - Monument Park Estates), Series 2015-B, 5.00% 2045	5,295	5,992
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2024	990	1,129
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2025	940	1,111
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2029	1,265	1,554
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2033	1,480	1,782

American Funds Tax-Exempt Funds	309

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2035	$1,000	$1,198
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2037	1,325	1,581
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2031	1,325	1,498
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2032	2,675	3,019
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2033	2,885	3,252
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2034	1,490	1,677
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2035	3,175	3,570
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2041	3,725	4,172
City of Poway, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Paguay Redev. Project), Series 2015-A, 5.00% 2030	1,590	2,149
City of Poway, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Paguay Redev. Project), Series 2015-A, 5.00% 2031	500	689
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2012, BAM insured, 5.00% 2033 (preref. 2022)	975	1,026
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2012, BAM insured, 5.00% 2036 (preref. 2022)	505	531
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013, 5.00% 2030	975	1,072
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,840	2,240
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	1,345	1,564
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2030	990	1,171
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2032	1,600	1,851
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2033	1,215	1,434
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	995	1,147
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	995	1,145
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	1,490	1,710
Poway Unified School Dist., School Facs. Improvement Dist. No. 2007-1, G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2011-B, 0% 2035	3,500	2,747
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2037	500	554
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2025	1,500	1,709
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,137
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2029	4,065	4,597
City of Rancho Mirage, Community Facs. Dist. No. 4B (Del Webb Project), Special Tax Bonds, Series 2021, 4.00% 2051	550	616
City of Redding, Electric System Rev. Ref. Bonds, Series 2017, 5.00% 2027	1,250	1,568
City of Redding, Electric System Rev. Ref. Bonds, Series 2017, 5.00% 2029	1,250	1,558
City of Redding, Redev. Agcy., Tax Allocation Bonds (SHASTEC Redev. Project), Series 2006, 5.00% 2029	655	657
City of Redding, Redev. Agcy., Tax Allocation Bonds (SHASTEC Redev. Project), Series 2006, 5.00% 2036	1,585	1,640
City of Redding, Wastewater System Rev. Ref. Bonds, Series 2020, 5.00% 2032	620	824
City of Redding, Wastewater System Rev. Ref. Bonds, Series 2020, 5.00% 2033	465	615
City of Richmond, Wastewater Rev. Ref. Bonds, Series 2019-B, 5.00% 2032	1,360	1,783
City of Richmond, Wastewater Rev. Ref. Bonds, Series 2019-B, 5.00% 2034	1,505	1,953
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2013, 5.50% 2039	2,455	2,727
Rio Hondo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-C, 0% 2028	1,000	925
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2043	3,035	3,484
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2048	6,000	6,860
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2019-1 (Public Improvements), Special Tax Bonds, Series 2019, 5.00% 2040	4,685	5,411
City of Riverside, Sewer Rev. Bonds, Series 2015-A, 5.00% 2031	2,500	2,939
City of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, 5.00% 2022	1,605	1,686

310	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Bonds (Project Area No. 1, Desert Communities and Interstate 215 Corridor Projects), Series 2016-A, BAM insured, 5.00% 2026	$2,500	$2,958
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2028	2,000	2,357
County of Riverside, Transportation Commission, Toll Rev. Bonds, Series 2013-A, 5.75% 2044	1,750	1,898
County of Riverside, Transportation Commission, Toll Rev. Bonds, Series 2013-A, 5.75% 2048	2,100	2,277
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2032	1,100	1,275
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2033	2,315	2,681
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2034	1,500	1,736
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2035	890	1,029
Riverside Unified School Dist., Special Tax Bonds, Series 2021, 4.00% 2045	375	421
Riverside Unified School Dist., Special Tax Bonds, Series 2021, 4.00% 2050	600	673
Robla School Dist., G.O. Bonds, 2018 Election, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2044	1,720	2,137
Romoland School Dist., Community Facs. Dist. No. 2004-1 (Heritage Lake), Improvement Area No. 4, Special Tax Bonds, Series 2020-A, 4.00% 2038	550	628
Romoland School Dist., Community Facs. Dist. No. 2004-1 (Heritage Lake), Improvement Area No. 4, Special Tax Bonds, Series 2020-A, 4.00% 2045	750	851
Romoland School Dist., Community Facs. Dist. No. 2004-1 (Heritage Lake), Improvement Area No. 4, Special Tax Bonds, Series 2020-A, 4.00% 2050	4,725	5,352
Romoland School Dist., Community Facs. Dist. No. 2006-1 (Brendle Mills), Special Tax Bonds, Series 2017, 5.00% 2039	990	1,185
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2027	250	312
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2028	360	445
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2030	760	927
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2031	830	1,008
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2032	900	1,091
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2033	975	1,179
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2034	855	1,032
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2035	1,140	1,374
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2037	1,000	1,200
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2041	1,255	1,497
City of Roseville, Community Facs. Dist. No. 1 (Fiddyment Ranch), Special Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2031	1,000	1,213
City of Roseville, Community Facs. Dist. No. 1 (Fiddyment Ranch), Special Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2032	1,635	1,977
City of Roseville, Community Facs. Dist. No. 1 (The Fountains), Special Tax Rev. Ref. Bonds, Series 2016, 5.00% 2038	1,650	1,909
City of Roseville, Community Facs. Dist. No. 1 (Villages At Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2037	220	255
City of Roseville, Community Facs. Dist. No. 1 (Villages At Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2041	305	352
City of Roseville, Community Facs. Dist. No. 1 (Villages At Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2046	520	594
City of Roseville, Community Facs. Dist. No. 1 (Villages At Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2051	710	810
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2023	1,000	1,097
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2024	1,005	1,146
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	500	588
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2027	230	269
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028	1,000	1,166
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	500	577
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2032	2,000	2,298
City of Roseville, Community Facs. Dist. No. 5 (Fiddyment Ranch), Special Tax Bonds, Series 2021, 4.00% 2041	750	868
City of Roseville, Community Facs. Dist. No. 5 (Fiddyment Ranch), Special Tax Bonds, Series 2021, 4.00% 2050	2,000	2,295
City of Roseville, Natural Gas Fncg. Auth., Gas Rev. Bonds, Series 2007, 5.00% 2022	4,920	5,047
City of Roseville, Natural Gas Fncg. Auth., Gas Rev. Bonds, Series 2007, 5.00% 2024	3,300	3,689
City of Sacramento, Community Facs. Dist. No. 2006-02 (Natomas Central), Special Tax Bonds, Series 2016, 5.00% 2041	235	273
City of Sacramento, Community Facs. Dist. No. 2006-02 (Natomas Central), Special Tax Bonds, Series 2016, 5.00% 2046	1,750	2,022

American Funds Tax-Exempt Funds	311

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Sacramento, Community Facs. Dist. No. 2015-04 (Improvements), Special Tax Bonds, Series 2020, BAM insured, 4.00% 2040	$1,100	$1,276
City of Sacramento, Community Facs. Dist. No. 2015-04 (Improvements), Special Tax Bonds, Series 2020, BAM insured, 4.00% 2046	2,850	3,265
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.25% 2025	2,565	2,828
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.00% 2030	1,250	1,360
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 2013-A, 5.00% 2041	4,500	4,912
City of Sacramento, Regional Transit Dist., Farebox Rev. Bonds, Series 2012, 5.00% 2036	460	461
City of Sacramento, Regional Transit Dist., Farebox Rev. Bonds, Series 2012, 5.00% 2042	1,875	1,878
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2028	4,545	5,804
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2033	3,000	3,740
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2034	3,000	3,730
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2035	4,000	4,967
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	1,000	1,198
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2020, 4.00% 2037	2,400	2,941
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2041	400	481
County of Sacramento, Community Facs. Dist. No. 2004-1 (McClellan Park), Special Tax Bonds, Series 2017, 5.00% 2040	1,960	2,330
County of Sacramento, Community Facs. Dist. No. 2005-2 (North Vineyard Station No. 1), Special Tax Bonds, Series 2016, 5.00% 2040	1,090	1,270
County of Sacramento, Community Facs. Dist. No. 2014-2 (North Vineyard Station No. 2), Special Tax Bonds, Series 2021, 4.00% 2036	530	616
County of Sacramento, Community Facs. Dist. No. 2014-2 (North Vineyard Station No. 2), Special Tax Bonds, Series 2021, 4.00% 2041	650	754
County of Sacramento, Sanitation Dist. Fin. Auth., Rev. Ref. Bonds, Series 2021, 5.00% 2032	1,000	1,434
Sacramento Area Flood Control Agcy., Consolidated Capital Assessment Dist. No. 2, Rev. Bonds, Series 2016-A, 5.00% 2041	1,000	1,198
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2017-E, 5.00% 2028	1,250	1,554
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2044	1,315	1,569
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2049	2,190	2,596
Sacramento Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2007, Assured Guaranty Municipal insured, 0% 2028	4,575	4,188
County of San Bernardino and Cities of Colton, Loma Linda and San Bernardino, Successor Agcy. to the Inland Valley Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, 5.00% 2044	3,750	4,134
County of San Bernardino, Community Facs. Dist. No. 2006-1 (Lytle Creek North), Improvement Area No. 1, Special Tax Bonds, Series 2015, 5.00% 2040	1,000	1,136
County of San Bernardino, Community Facs. Dist. No. 2006-1 (Lytle Creek North), Improvement Area No. 6, Special Tax Bonds, Series 2018, 5.00% 2043	1,860	2,152
County of San Bernardino, Community Facs. Dist. No. 2006-1 (Lytle Creek North), Improvement Area No. 6, Special Tax Bonds, Series 2018, 5.00% 2048	1,775	2,049
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-D, Assured Guaranty Municipal insured, 4.00% 2042	2,175	2,523
City of San Buenaventura, Rev. Bonds (Community Memorial Health System), Series 2011, 7.50% 2041 (preref. 2021)	10,825	11,085
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2030	245	283
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2031	480	551
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2032	485	556
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2011-A, 5.00% 2028	865	868
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2011-A, 5.00% 2029	1,400	1,405
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2037	970	1,134
City of San Diego, Public Facs. Fncg. Auth., Water Rev. Bonds, Series 2020-A, 4.00% 2045	1,000	1,212

312	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
County of San Diego, Association of Governments Capital Grant Receipts, Rev. Green Bonds (Mid-Coast Corridor Transit Project), Series 2019-A, 5.00% 2024	$3,750	$4,164
County of San Diego, Association of Governments Capital Grant Receipts, Rev. Green Bonds (Mid-Coast Corridor Transit Project), Series 2019-A, 5.00% 2025	2,000	2,311
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2032	125	143
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2032	100	114
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2033	100	114
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2034	265	302
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2034	100	114
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2035	125	142
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2036	635	720
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2036	170	193
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2037	175	198
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2038	855	966
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2039	410	462
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2040	475	534
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2040	100	112
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2045	1,000	1,116
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2045	550	614
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2050	1,100	1,223
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2050	1,000	1,112
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 4.00% 2037	1,000	1,186
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2044	8,965	11,269
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2049	2,000	2,501
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2026	760	921
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2027	750	933
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2029	1,980	2,449
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2029	1,595	2,068
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2030	1,785	2,301
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2033	2,280	2,920
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2035	2,495	3,051
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-A, 5.00% 2035	1,000	1,229
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2036	750	915
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2037	750	913
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2042	1,500	1,822
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2013-B, AMT, 5.00% 2043	2,000	2,165
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2047	1,000	1,213
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2049	3,375	4,200
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2035	1,000	1,317
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Green Bonds, Series 2020-A, 4.00% 2048	3,000	3,588
County of San Diego, Water Auth. Rev. Ref. Bonds, Series 2013-A, 3.375% 2032 (preref. 2022)	1,575	1,640
San Diego Unified School Dist., G.O. Bonds, 2012 Election, Series 2013-C, 5.00% 2035	2,000	2,181

American Funds Tax-Exempt Funds	313

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2016-SR-1, 4.00% 2031	$4,000	$4,639
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2016-SR-1, 4.00% 2032	1,000	1,158
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2012 Election, Series 2017-I, 4.00% 2047	2,000	2,321
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-H-2, AMT, 5.00% 2026	5,545	6,705
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2016-B-2, AMT, 5.00% 2046	4,000	4,748
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-A-2, AMT, 5.00% 2049	4,000	4,972
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-E-2, AMT, 4.00% 2050	2,000	2,311
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-F-2, 5.00% 2050	1,990	2,510
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-E-2, AMT, 5.00% 2050	2,000	2,482
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2027	1,000	1,242
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2012-A-2, AMT, 5.00% 2028	1,000	1,035
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2016-A-2, 5.00% 2029	1,375	1,658
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2012-A-2, AMT, 5.00% 2030	1,000	1,034
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2021-A-2, AMT, 5.00% 2036	5,750	7,596
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2020-A-2, AMT, 5.00% 2037	4,000	5,165
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-A-2, AMT, 5.00% 2042	2,000	2,435
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2019-A-2, AMT, 5.00% 2044	3,000	3,748
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-A-2, AMT, 5.00% 2047	3,000	3,642
City and County of San Francisco, Airport Commission, San Francisco International Airport, Special Facs. Lease Rev. Bonds (SFO Fuel Company LLC), Series 2019-A, AMT, 5.00% 2038	1,500	1,873
City and County of San Francisco, Certs. of Part. (Moscone Convention Center Expansion Project), Series 2017-B, 4.00% 2038	2,000	2,250
City and County of San Francisco, G.O. Bonds (Earthquake Safety and Emergency Response), Series 2021-E-1, 4.00% 2043	3,445	4,149
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2041	1,000	1,141
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2046	745	845
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2051	1,035	1,171
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2011-A, 5.00% 2029 (preref. 2021)	2,000	2,024
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-D, 3.00% 2050	1,615	1,758
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-A, 4.00% 2050	2,000	2,415
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-C, 4.00% 2050	1,000	1,208
City and County of San Francisco, Public Utilities Commission, Wastewater Rev. Green Bonds, Series 2016-A, 4.00% 2037	6,575	7,436
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds Series 2021-A, 4.00% 2026[1]	130	147

314	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2041[1]	$585	$678
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2046[1]	950	1,097
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2051[1]	545	628
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2024	1,510	1,582
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2028	1,400	1,461
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 4.00% 2021	190	190
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 4.00% 2022	200	205
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 4.00% 2023	105	110
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2025	230	254
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2028	375	410
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2029	620	677
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2030	480	523
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2039	4,135	4,479
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2044	3,665	3,959
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Mission Bay South Redev. Project), Series 2016-B, 5.00% 2031	425	514
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Mission Bay South Redev. Project), Series 2014-A, 5.00% 2043	2,100	2,365
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Mission Bay South Redev. Project), Series 2016-C, 5.00% 2033	1,000	1,205
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Mission Bay South Redev. Project), Series 2016-C, National insured, 5.00% 2041	2,100	2,501
City of San Francisco, Bay Area Rapid Transit Dist., G.O. Green Bonds, 2016 Election, Series 2020-C-1, 4.00% 2045	2,000	2,418
City of San Francisco, Municipal Transportation Agcy., Rev. Bonds, Series 2012-B, 5.00% 2042 (preref. 2022)	3,525	3,626
San Francisco Community College Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	1,500	1,791
City of San Jacinto, Community Facs. Dist. No. 2002-1 (Rancho San Jacinto Phase 2), Special Tax Rev. Ref. Bonds, Series 2016, 5.00% 2027	900	1,088
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2028	380	465
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2030	200	241
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2031	550	660
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2033	750	895
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2044	3,600	4,234
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2049	5,300	6,209
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2017, 5.00% 2034	765	867
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2017, 5.00% 2035	200	227
San Joaquin Hills Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2014-A, 5.00% 2034	2,300	2,621
San Joaquin Hills Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1993, National insured, 0% 2022 (escrowed to maturity)	9,000	8,996
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2029	1,030	1,335
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2033	1,500	1,992
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2035	1,000	1,211
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2037	1,000	1,206
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2041	1,500	1,807
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2047	10,000	12,015
San Jose Unified School Dist., G.O. Bonds, 2012 Election, Series 2018-E, 4.00% 2042	5,000	5,796
San Juan Unified School Dist., G.O. Bonds, 2016 Election, Series 2020, 4.00% 2034	1,000	1,199
San Leandro Unified School Dist., G.O. Bonds, Series 2019-B, BAM insured, 5.00% 2032	375	477

American Funds Tax-Exempt Funds	315

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
San Leandro Unified School Dist., G.O. Bonds, Series 2019-B, BAM insured, 5.00% 2033	$355	$451
San Leandro Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2043	1,300	1,524
San Lorenzo Valley Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	250	292
San Lorenzo Valley Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, 5.00% 2050	500	619
City of San Luis Obispo, Community Facs. Dist. No. 2019-1 (San Luis Ranch), Special Tax Bonds, Series 2021, 4.00% 2046	730	839
City of San Luis Obispo, Community Facs. Dist. No. 2019-1 (San Luis Ranch), Special Tax Bonds, Series 2021, 4.00% 2051	925	1,060
City of San Marcos, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	900	994
City of San Marcos, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, 5.00% 2024	150	173
City of San Marcos, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	2,000	2,358
San Marcos Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2034	2,115	2,636
San Marcos Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2035	1,280	1,596
San Rafael High School Dist., G.O. Bonds, Series 2019-C, 4.00% 2043	2,500	2,961
City of San Ramon, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2038	2,000	2,283
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 3.00% 2021[1]	100	100
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2023[1]	130	138
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2024[1]	150	164
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2025[1]	175	195
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2026[1]	200	227
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2028[1]	250	289
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2030[1]	110	126
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2035[1]	685	772
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2040[1]	3,035	3,401
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2045[1]	4,110	4,574
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2050[1]	5,820	6,466
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	835	949
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2029	2,150	2,414
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2038	460	509
City of Santa Monica, Redev. Agcy., Tax Allocation Bonds (Earthquake Recovery Redev. Project), Series 2011, 5.00% 2032	2,000	2,017
City of Santa Monica, Redev. Agcy., Tax Allocation Bonds (Earthquake Recovery Redev. Project), Series 2011, 5.875% 2036	1,250	1,262
City of Santa Monica, Redev. Agcy., Tax Allocation Bonds (Earthquake Recovery Redev. Project), Series 2011, 5.875% 2042	2,500	2,523
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2027	195	241
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2028	205	252
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2034	350	419
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.00% 2036	250	267

316	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.00% 2037	$185	$196
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.00% 2038	270	286
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.125% 2039	165	176
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2049	1,940	2,274
Saugus Union School Dist. Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2035	600	705
Saugus Union School Dist. Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2039	700	816
Saugus Union School Dist. Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2041	275	319
Saugus Union School Dist. Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2049	1,250	1,439
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2029	135	164
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2033	215	253
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2034	230	270
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2035	240	282
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2036	275	322
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2037	295	344
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2038	320	372
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2039	345	401
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2040	295	340
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2045	2,220	2,531
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2049	2,410	2,742
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2033	1,240	1,437
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2041	3,720	4,267
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2046	3,495	3,988
City of Signal Hill, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2022	1,000	1,055
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2019-A, 3.00% 2024	2,000	2,116
Sonoma-Marin Area Rail Transit Dist., Measure Q Sales Tax Rev. Bonds, Series 2011-A, 5.00% 2028	3,500	3,601
South Orange County Public Fncg. Auth., Central Utility Fac. Lease Rev. Bonds, Series 2016, 5.00% 2031	1,250	1,492
South Orange County Public Fncg. Auth., Central Utility Fac. Lease Rev. Bonds, Series 2016, 5.00% 2032	1,750	2,086
South Orange County Public Fncg. Auth., Central Utility Fac. Lease Rev. Bonds, Series 2016, 5.00% 2035	2,000	2,372
South Placer Wastewater Auth., Wastewater Rev. Ref. Bonds, Series 2020, 5.00% 2035	500	728
Southern California Home Fncg. Auth., Single Family Mortgage Rev. Bonds, Series 2007-A, AMT, 5.80% 2049	15	15
Southern California Public Power Auth., Gas Project Rev. Bonds (Project No. 1), Series 2007-A, 5.25% 2025	3,000	3,602
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2036	2,250	3,014
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2026	385	473
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2027	550	696
Southwestern Community College Dist., G.O. Rev. Ref. Bonds (2019 Crossover), Series 2016-B, 4.00% 2035	500	574
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 5.00% 2031	1,300	1,705
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 5.00% 2032	500	654
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 5.00% 2033	1,000	1,304
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 5.00% 2034	750	975
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 5.00% 2037	735	950
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2030	2,585	3,220
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2038	1,000	1,220
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2043	2,000	2,419

American Funds Tax-Exempt Funds	317

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2048	$1,500	$1,801
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2031	2,000	2,387
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2032	2,115	2,520
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2032	1,000	1,248
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2033	1,150	1,433
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2035	3,000	3,565
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2035	1,465	1,820
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 4.00% 2042	1,240	1,435
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2021	335	338
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2022	335	353
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2026	75	88
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2045	1,700	1,925
Statewide Communities Dev. Auth., Rev. Bonds (Buck Institute for Research on Aging), Series 2014, Assured Guaranty Municipal insured, 5.00% 2049 (preref. 2023)	5,250	6,091
Statewide Communities Dev. Auth., Rev. Bonds (Covenant Retirement Communities, Inc.), Series 2013-C, 5.625% 2036	2,000	2,251
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2017-A, 5.00% 2029	405	486
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2017-A, 5.00% 2047	1,815	2,116
Statewide Communities Dev. Auth., Rev. Bonds (Hebrew Home for Aged Disabled), Series 2016, 5.00% 2036	3,500	4,236
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2014, 5.00% 2044	8,500	9,572
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2018, 4.00% 2048	500	572
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-L, 5.00% 2038 (put 2029)	5,000	6,667
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-M, 5.00% 2038 (put 2029)	4,000	5,333
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2012-A, 5.00% 2042	6,500	6,710
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2034[1]	100	124
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2039[1]	105	129
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2051[1]	2,315	2,792
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.625% 2033	1,350	1,485
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.875% 2043	935	1,026
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.00% 2025[1]	2,500	2,909
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2014-A, 5.25% 2044	2,925	3,321
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.25% 2056[1]	1,400	1,587
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2018-A, 5.50% 2058[1]	1,000	1,196
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 5.00% 2029	625	756
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 5.00% 2031	1,135	1,363
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 5.00% 2032	1,500	1,798
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 4.00% 2041	1,000	1,124
Statewide Communities Dev. Auth., Rev. Bonds (Terraces at San Joaquin Gardens Project), Series 2012-A, 6.00% 2042 (preref. 2022)	1,750	1,868
Statewide Communities Dev. Auth., Rev. Bonds (Terraces at San Joaquin Gardens Project), Series 2012-A, 6.00% 2047 (preref. 2022)	600	641
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	1,500	1,503
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2026	4,000	4,008
Statewide Communities Dev. Auth., Rev. Ref. Bonds (California Baptist University), Series 2017-A, 5.00% 2032[1]	2,025	2,466
Statewide Communities Dev. Auth., Rev. Ref. Bonds (California Baptist University), Series 2017-A, 5.00% 2041[1]	11,920	14,225
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2031	1,000	1,192
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2034	500	594
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2035	5,050	5,997
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Episcopal Communities and Services), Series 2012, 5.00% 2032	700	720

318	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Episcopal Communities and Services), Series 2012, 5.00% 2047	$2,100	$2,154
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Huntington Memorial Hospital), Series 2014-B, 5.00% 2030	500	566
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Huntington Memorial Hospital), Series 2014-B, 5.00% 2031	1,750	1,979
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 4.00% 2026[1]	3,385	3,690
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2036[1]	3,500	4,088
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2046[1]	2,250	2,596
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Rady Children’s Hospital), Series 2016-B, 5.00% 2027	640	804
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Trinity Health Credit Group), Series 2011, 5.00% 2041 (preref. 2021)	1,500	1,524
Statewide Communities Dev. Auth., Senior Living Health Fac. Rev. Bonds (Los Angeles Jewish Home for the Aging - Fountainview at Gonda), Series 2014-A, 5.00% 2044	1,000	1,069
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (Custodial Receipts), Series 2017, 4.305% 2032	8,895	9,578
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2029	1,000	1,206
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2030	1,500	1,805
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2035	1,250	1,491
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments, Phase I), Series 2011, 5.375% 2038	1,260	1,265
City of Stockton, Public Fncg. Auth., Wastewater Rev. Ref. Bonds (1998 Wastewater Project and 2003 Wastewater Project), Series 2014, BAM insured, 5.00% 2024	500	571
City of Stockton, Public Fncg. Auth., Wastewater Rev. Ref. Bonds (1998 Wastewater Project and 2003 Wastewater Project), Series 2014, BAM insured, 5.00% 2028	1,000	1,138
Stockton Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2029	4,000	4,783
Stockton Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2031	7,800	9,303
Sulphur Springs Union School Dist., Community Facs. Dist. No. 2006-1, Special Tax Bonds, Series 2021, 4.00% 2048	1,000	1,152
Sulphur Springs Union School Dist., Community Facs. Dist. No. 2006-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2021, 0% 2041	205	106
Sulphur Springs Union School Dist., Community Facs. Dist. No. 2006-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2021, 0% 2052	8,800	2,894
City of Sunnyvale, Fin. Auth., Lease Rev. Green Bonds (Civic Center Project), Series 2020, 4.00% 2033	1,000	1,236
City of Sunnyvale, Fin. Auth., Lease Rev. Green Bonds (Civic Center Project), Series 2020, 4.00% 2040	1,000	1,209
Sweetwater Union High School Dist., G.O. Bonds, 2006 Election, Series 2018-C, 4.00% 2043	4,290	4,803
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2032	5,000	5,922
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2034	2,075	2,459
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,000	1,184
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 4.00% 2047	4,750	5,127
Taft City Elementary School Dist., G.O. Bonds, Election 2012, Series 2013-B, Assured Guaranty Municipal insured, 6.00% 2044 (preref. 2023)	1,200	1,340
Temecula Valley Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Rev. Bonds, Series 2018, 5.00% 2050	2,100	2,407
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2030	1,000	1,160
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2031	1,500	1,738
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2033	1,000	1,157
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2034	2,065	2,388
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2040	1,600	1,843
Temecula Valley Unified School Dist., G.O. Bonds, 2012 Election, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2045	1,400	1,549
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	390	407
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.375% 2031	3,265	3,397
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2026	2,190	2,658

American Funds Tax-Exempt Funds	319

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2028	$1,500	$1,927
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2032	2,400	3,155
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2033	2,000	2,618
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Capital Appreciation Bonds, Series 2019-B2-2, 0% 2054	14,865	2,965
City of Tracy, Community Facs. Dist. No. 2006-01 (NEI Phase II), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2028	455	580
City of Tracy, Community Facs. Dist. No. 2006-01 (NEI Phase II), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2030	535	687
City of Tracy, Community Facs. Dist. No. 2006-01 (NEI Phase II), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2032	1,000	1,270
City of Tracy, Community Facs. Dist. No. 2006-01 (NEI Phase II), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	1,380	1,734
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2030	260	314
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2031	290	349
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2032	300	359
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2033	335	401
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2034	400	477
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2035	440	524
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2036	485	577
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2037	530	630
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2038	575	683
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2044	870	1,026
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2049	1,750	2,057
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2045	1,000	1,273
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2049	2,135	2,709
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2032	500	649
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2033	300	388
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2034	300	387
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2035	300	386
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2038	820	1,048
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 2.40% 2049	950	994
Transmission Agcy. of Northern California, Rev. Ref. Bonds (California-Oregon Transmission Project), Series 2016-A, 5.00% 2037	2,000	2,395
Transmission Agcy. of Northern California, Rev. Ref. Bonds (California-Oregon Transmission Project), Series 2016-A, 5.00% 2038	1,000	1,196
Transmission Agcy. of Northern California, Rev. Ref. Bonds (California-Oregon Transmission Project), Series 2016-A, 5.00% 2039	1,000	1,194
City of Tulare, Sewer Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2034	2,235	2,523
City of Tulare, Sewer Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2035	1,320	1,487
County of Tulare, Local Health Care Dist., G.O. Rev. Ref. Bonds, Series 2020, BAM insured, 4.00% 2039	1,850	2,218
City of Turlock, Irrigation Dist., Rev. Ref. Bonds, Series 2016, 5.00% 2036	2,000	2,443
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	2,750	3,171
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,000	1,174

320	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	$1,135	$1,331
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 4.00% 2035	250	275
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2040	1,850	2,110
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	2,200	2,495
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2028	3,000	3,486
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2029	1,000	1,161
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2030	1,535	1,776
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, BAM insured, 5.00% 2038	2,500	2,924
Twin Rivers Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2016, Assured Guaranty Municipal insured, 0% 2041	7,000	3,410
City of Upland, Community Facs. Dist. No 2016-1 (Harvest at Upland), Improvement Area No. 2, Special Tax Bonds, Series 2021-A, 4.00% 2040	260	300
City of Upland, Community Facs. Dist. No 2016-1 (Harvest at Upland), Improvement Area No. 2, Special Tax Bonds, Series 2021-A, 4.00% 2045	165	189
City of Upland, Community Facs. Dist. No 2016-1 (Harvest at Upland), Improvement Area No. 2, Special Tax Bonds, Series 2021-A, 4.00% 2051	265	302
Upper Santa Clara Valley Joint Powers Auth., Rev. Bonds, Series 2016-A, 5.00% 2046	2,120	2,609
Vacaville Unified School Dist., G.O. Bonds, 2014 Election, Series 2020-D, 4.00% 2042	1,000	1,173
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2016-C, Assured Guaranty Municipal insured, 4.00% 2045	1,550	1,769
City of Vallejo, Water Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2046	3,350	4,080
City of Vallejo, Water Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2051	4,500	5,454
County of Ventura, Public Fncg. Auth., Lease Rev. Bonds, Series 2013-A, 5.00% 2043 (preref. 2022)	3,000	3,185
City of Vernon, Electric System Rev. Bonds, Series 2020-A, 5.00% 2021	2,500	2,500
Victor Elementary School Dist., Community Facs. Dist. No. 2005-1, Special Tax Bonds, Series 2018, 5.00% 2046	1,250	1,470
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, BAM insured, 4.00% 2031	1,000	1,162
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2035	3,630	4,179
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2036	1,665	1,899
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2037	3,800	4,314
Washington Township Health Care Dist., Rev. Bonds, Series 2017-A, 5.00% 2042	1,000	1,193
West Contra Costa Unified School Dist., G.O. Bonds, 2010 Election, Series 2020-F, Assured Guaranty Municipal insured, 4.00% 2049	1,000	1,201
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2049	2,000	2,402
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, Series 2012, 5.00% 2032	3,500	3,671
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-D-2, Assured Guaranty Municipal insured, 0% 2036	6,000	4,475
City of West Hollywood, Community Dev. Commission, Tax Allocation Bonds (East Side Redev. Project), Series 2011-A, 7.50% 2042	1,250	1,257
City of West Sacramento, Fin. Auth., Special Tax Rev. Bonds, Series 2006-A, XLCA insured, 5.00% 2026	410	490
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Bonds, Series 2017-A, 5.00% 2042	1,150	1,279
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	600	728
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2032	1,240	1,502
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2031	3,105	3,581
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2035	2,220	2,543
Westminster School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-A-1, Assured Guaranty insured, 0% 2025	1,640	1,603
City of Whittier, Health Fac. Rev. Bonds (PIH Health), Series 2014, 5.00% 2044	9,000	10,043

American Funds Tax-Exempt Funds	321

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
William S. Hart Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-A, 0% 2032	$2,000	$1,699
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2033	1,370	1,599
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2038	1,565	1,811
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2044	1,590	1,828
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2048	1,775	2,035
Yosemite Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-D, 0% 2031	1,500	1,319
		2,046,246

Guam 0.11%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2019-A, AMT, 5.00% 2023	825	901
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	1,685	1,942
Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2040	305	386
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2037	400	475
		3,704

Puerto Rico 0.91%
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.25% 2042	630	659
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 5.00% 2021	500	504
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2011-A, 6.00% 2033	7,900	7,924
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)	1,830	2,302
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)[4]	170	214
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.329% 2040	1,521	1,732
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2018-A-1, 5.00% 2058	5,480	6,404
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2046	1,180	397
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	31,466	7,659
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2026	1,500	1,481
		29,276

United States 0.64%
Freddie Mac, Multi Family Certs., Series 2019-M-049, 3.05% 2034	1,975	2,193
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class ACA, 3.35% 2033	15,099	17,336
Freddie Mac, Multi Family Mortgage Bonds, Series 2021-ML-10, Class ACA, 2.046% 2038	1,000	1,053
		20,582

Total bonds, notes & other debt instruments (cost: $2,784,067,000)		2,990,481

Short-term securities 8.49%
Municipals 8.49%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-D-2, 0.01% 2047[2]	2,050	2,050
Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.01% 2053[2]	13,145	13,145
Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-B, 0.02% 2035[2]	630	630
Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.04% 2035[2]	13,120	13,120
G.O. Bonds, Series 2020, 0.01% 2048[2]	10,000	10,000
IAM Commercial Paper, Series 2021-A-1, 0.09% 8/4/2021	3,930	3,930
City of Irvine, Reassessment Dist. No. 4-20, Limited Obligation Improvement Bonds, Series 2011-A, 0.02% 2050[1,2]	3,000	3,000
City of Irvine, Reassessment Dist. No. 87-8, Limited Obligation Improvement Bonds, Series 1999, 0.02% 2024[2]	2,250	2,250
Irvine Ranch Water Dist. Nos. 105, 140, 240 and 250, Consolidated G.O. Bonds, Series 1993, 0.02% 2033[2]	2,900	2,900
Irvine Ranch Water Dist., Rev. Ref. Bonds, Series 2011-A-1, 0.06% 2037 (put 2022)[2,5]	7,355	7,355

322	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	$3,760	$3,749
City of Los Angeles, California Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	10,000	10,352
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-2, 0.02% 2035[2]	13,080	13,080
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-1, 0.02% 2035[2]	10,650	10,650
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-6, 0.02% 2035[2]	2,425	2,425
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-7, 0.02% 2035[2]	1,050	1,050
City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.02% 2034[2]	1,200	1,200
City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-A-1, 0.01% 2050[2]	12,000	12,000
City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.01% 2051[2]	5,000	5,000
City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.02% 2049[2]	10,835	10,835
City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.01% 2032[2]	400	400
County of Los Angeles, Capital Asset Leasing Corp., Lease Rev. IAM Commercial Paper, Series 2021-B, 0.12% 8/3/2021	5,750	5,750
Metropolitan Water Dist. of Southern California, Water Rev. Bonds, Series 2017-C, 0.16% 2047 (put 2024)[2,5]	4,795	4,796
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.01% 2037[2]	20,710	20,710
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.01% 2037[2]	15,000	15,000
Municipal Fin. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2005, 0.04% 2025[2]	12,300	12,300
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.30% 2051 (put 2022)[5]	5,585	5,587
City of Pasadena, Demand Rev. Ref. Certs. of Part., Series 2008-A, 0.01% 2035[2]	5,240	5,240
Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.02% 2042[2]	5,250	5,250
City of Riverside, Electric Rev. Ref. Bonds, Series 2011-A, 0.01% 2035[2]	16,710	16,710
County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	10,000	10,176
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 3.00% 9/1/2021[1]	225	225
South Bay Union School Dist., G.O. Anticipation Notes, Capital Appreciation Notes, Series 2019, 0% 2022	2,000	1,999
Statewide Communities Dev. Auth., IAM Commercial Paper , Series 2008-C, 0.14% 9/9/2021	9,000	9,000
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2002, 0.04% 2024[2]	13,100	13,100
City of Stockton, Public Fncg. Auth., Wastewater Bond Anticipation Notes, Series 2019, 1.40% 6/1/2022	12,750	12,768
Regents of the University of California, General Rev. Bonds, Series 2013-AL-1, 0.01% 2048[2]	830	830
Regents of the University of California, General Rev. Bonds, Series 2013-AL-2, 0.03% 2048[2]	2,100	2,100
Regents of the University of California, IAM Commercial Paper, Series 2021-A, 0.06% 10/1/2021	3,000	3,000

Total short-term securities (cost: $273,546,000)		273,662
Total investment securities 101.23% (cost: $3,057,613,000)		3,264,143
Other assets less liabilities (1.23)%		(39,582)

Net assets 100.00%		$3,224,561

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000) [6]	Value at 7/31/2021 (000) [7]	Unrealized appreciation (depreciation) at 7/31/2021 (000)
5 Year U.S. Treasury Note Futures	Long	100	September 2021	$10,000	$12,444	$24
10 Year Ultra U.S. Treasury Note Futures	Short	267	September 2021	(26,700)	(40,117)	(1,316)
10 Year U.S. Treasury Note Futures	Short	700	September 2021	(70,000)	(94,117)	(1,635)
						$(2,927)

American Funds Tax-Exempt Funds	323

The Tax-Exempt Fund of California (continued)

[1]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $191,216,000, which represented 5.93% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[4]	Step bond; coupon rate may change at a later date.
[5]	For short-term securities, the mandatory put date is considered to be the maturity date.
[6]	Notional amount is calculated based on the number of contracts and notional contract size.
[7]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency
AMT = Alternative Minimum Tax
Auth. = Authority
Certs. = Certificates
Dept. = Department
Dev. = Development
Dist. = District
Econ. = Economic
Fac. = Facility
Facs. = Facilities
Fin. = Finance
Fncg. = Financing
G.O. = General Obligation
IAM = Interest at Maturity
LIBOR = London Interbank Offered Rate
LOC = Letter of Credit
Part. = Participation
Preref. = Prerefunded
Redev. = Redevelopment
Ref. = Refunding
Rev. = Revenue
SIFMA = Securities Industry and Financial Markets Association
USD/$ = U.S. dollars

See notes to financial statements.

324	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 94.62%	Principal amount (000)	Value (000)
New York 91.51%
State issuers 48.77%
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2039	$2,300	$1,594
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, 0% 2048	3,540	1,827
Convention Center Dev. Corp., Rev. Ref. Bonds (Hotel Unit Fee Secured), Series 2015, 5.00% 2030	300	355
Convention Center Dev. Corp., Rev. Ref. Bonds (Hotel Unit Fee Secured), Series 2015, 5.00% 2035	840	993
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2043	500	581
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2033	400	473
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2034	350	413
Dormitory Auth., Rev. Bonds (Cornell University), Series 2020-A-2, 5.00% 2030	1,000	1,361
Dormitory Auth., Rev. Bonds (Cornell University), Series 2020-A-2, 5.00% 2031	725	981
Dormitory Auth., Rev. Bonds (Culinary Institute of America), Series 2013, 5.50% 2033	500	547
Dormitory Auth., Rev. Bonds (Fordham University), Series 2017, 4.00% 2034	885	1,032
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2031	500	582
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2035	1,000	1,159
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2040	250	288
Dormitory Auth., Rev. Bonds (Langone Hospitals Obligated Group), Series 2020-A, 4.00% 2053	1,625	1,916
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2018-A, 5.00% 2030	785	983
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2018-A, 5.00% 2031	1,080	1,347
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2036	400	472
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2050	1,250	1,440
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2032	1,000	1,202
Dormitory Auth., Rev. Bonds (New School), Series 2015-A, 5.00% 2032	1,000	1,163
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2035	555	665
Dormitory Auth., Rev. Bonds (Northwell Health Obligated Group), Series 2019-B-3, 5.00% 2048 (put 2026)	1,000	1,186
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2014, 5.00% 2022	200	209
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2016-A, 5.00% 2033	400	476
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2014, 5.00% 2034	1,000	1,125
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2017, 5.00% 2031[1]	1,000	1,221
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2032[1]	600	693
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2017, 5.00% 2035[1]	1,300	1,579
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2040[1]	1,000	1,151
Dormitory Auth., Rev. Bonds (School Dist. Rev. Bond Fncg. Program), Series 2011-A, 5.00% 2024 (preref. 2021)	475	479
Dormitory Auth., Rev. Bonds (School Dist. Rev. Bond Fncg. Program), Series 2011-A, 5.00% 2024	25	25
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2017-A, 5.00% 2030	750	935
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2017-A, 5.00% 2032	500	620
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2049	1,000	1,156
Dormitory Auth., Rev. Bonds (Touro College and University System Obligated Group), Series 2017, 5.00% 2038	500	596

American Funds Tax-Exempt Funds	325

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
State issuers (continued)
Dormitory Auth., State Personal Income Tax Rev. Bonds (Education), Series 2014-E, 5.00% 2032	$750	$869
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2028	1,000	1,287
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 5.00% 2031	1,000	1,376
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2018-A, 5.25% 2037	1,000	1,293
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2039	2,000	2,437
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2041	750	932
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2047	1,025	1,211
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2035	1,000	1,285
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2038	1,000	1,120
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2039	2,275	2,865
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2039	800	1,023
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2048	1,500	1,898
Energy Research and Dev. Auth., Pollution Control Rev. Bonds (Rochester Gas and Electric Corp. Project), Series 1997-A, AMT, 3.00% 2032 (put 2025)	1,000	1,087
Environmental Facs. Corp., Rev. Green Bonds (Revolving Funds), Series 2016-B, 4.00% 2036	1,950	2,244
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2017, AMT, 2.875% 2044 (put 2029)[1]	1,500	1,643
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2014-R-2, AMT, 3.125% 2044 (put 2026)[1]	500	545
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2020-R-1, 2.75% 2050 (put 2025)	750	796
Housing Fin. Agcy., Affordable Housing Rev. Bonds, Series 2017-M, 3.65% 2042	750	809
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-D, 3.55% 2039	1,000	1,095
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (3 World Trade Center Project), Series 2014, Class 2, 5.375% 2040[1]	350	396
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (3 World Trade Center Project), Series 2014, Class 3, 7.25% 2044[1]	375	422
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (4 World Trade Center Project), Series 2011, 5.00% 2031	1,500	1,520
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	1,500	1,505
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-B, 5.00% 2035	1,315	1,543
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2036	500	639
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-B, 5.00% 2038	750	877
Long Island Power Auth., Electric System General Rev. Bonds, Series 2017, 5.00% 2047	3,225	3,950
Metropolitan Transportation Auth., Hudson Rail Yards Trust Obligations, Series 2016-A, 5.00% 2051	500	506
Metropolitan Transportation Auth., Hudson Rail Yards Trust Obligations, Series 2016-A, 5.00% 2056	750	808
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-C-1, 5.25% 2030	280	332
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-1, 5.00% 2039	305	343
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	1,000	1,317
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-2, 5.00% 2026	1,440	1,765
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2017-A-1, 5.00% 2027	970	1,217
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-C-1, 5.00% 2039	1,640	2,083
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-3, 4.00% 2049	2,100	2,450
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-B, 5.00% 2052	1,075	1,326
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2017-A-1, 5.25% 2057	750	904
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2026	1,000	1,225
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2034	1,000	1,176
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 4.00% 2045	1,000	1,173
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 52, AMT, 3.50% 2030	405	424
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 191, AMT, 3.50% 2034	135	140
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 194, AMT, 3.50% 2035	215	223
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 206, AMT, 4.00% 2037	410	441
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 48, 2.625% 2041	520	532
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 178, 3.50% 2043	135	142
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	430	457
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	155	163
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	825	878
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	600	642
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 54, 4.00% 2047	1,020	1,098
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047	410	452
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 208, 4.00% 2048	395	427
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 217, 4.00% 2049	910	1,001
Port Auth., Consolidated Bonds, Series 212, 4.00% 2038	1,000	1,209

326	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
State issuers (continued)
Port Auth., Consolidated Bonds, Series 217, 5.00% 2044	$1,500	$1,917
Port Auth., Consolidated Bonds, Series 205, 5.00% 2047	1,000	1,229
Port Auth., Consolidated Rev. Ref. Bonds, Series 172, AMT, 5.00% 2034	500	516
Port Auth., Consolidated Rev. Ref. Bonds, Series 186, AMT, 5.00% 2044	500	559
Power Auth., Rev. Bonds, Series 2020-A, 4.00% 2055	2,500	2,986
Power Auth., Rev. Ref. Bonds, Series 2011-A, 5.00% 2038	1,500	1,521
Thruway Auth., General Rev. Bonds, Series 2020-N, 4.00% 2047	1,500	1,776
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2039	2,835	3,397
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2045	3,160	3,734
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, BAM insured, 4.00% 2050	615	729
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2053	1,015	1,198
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.25% 2056	250	297
Transportation Dev. Corp., Fac. Rev. Bonds (New York State Thruway Service Areas Project), Series 2021, AMT, 4.00% 2046	1,000	1,189
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2021, AMT, 3.00% 2031	250	271
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2020, AMT, 5.375% 2036	1,000	1,291
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2037	600	780
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 4.00% 2039	750	896
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 4.00% 2040	1,000	1,204
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (Terminal One Group Association, LP Project), Series 2015, AMT, 5.00% 2022	1,000	1,019
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (Terminal One Group Association, LP Project), Series 2015, AMT, 5.00% 2023	500	532
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2034	500	564
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2046	1,000	1,125
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.25% 2050	500	566
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2035	1,000	1,304
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 4.00% 2036	500	578
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2040	750	966
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 4.375% 2045	550	663
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2019-A, 5.00% 2041	600	766
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2018-A, 5.00% 2030	650	888
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2020-A, 5.00% 2054	1,250	1,621
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2026	1,500	1,822
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2027	750	843
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2032	1,000	1,198
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2036	1,500	1,907
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2049	1,000	1,184
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 4.00% 2043	1,785	2,129
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2040	750	945
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2041	1,500	1,892
		142,348

American Funds Tax-Exempt Funds	327

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
City, county & other issuers 42.74%
City of Albany, Capital Resource Corp., Rev. Bonds (Empire Commons Student Housing, Inc. Ref. Project), Series 2016-A, 5.00% 2032	$400	$473
Town of Amherst, Dev. Corp., Fac. Rev. Bonds (Daemen College Projects), Series 2018, 5.00% 2023	540	583
Town of Amherst, Dev. Corp., Student Housing Fac. Rev. Ref. Bonds (UBF Faculty-Student Housing Corp. - Greiner and Hadley Rev. Ref. Projects at SUNY Buffalo), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	500	622
Town of Brookhaven, Local Dev. Corp., Rev. Bonds (Active Retirement Community, Inc.), Series 2020-A, 4.00% 2055	750	849
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	500	608
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	750	923
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2034	240	265
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2042	1,800	2,119
County of Broome, Local Dev. Corp., Rev. Bonds (United Health Services Hospitals, Inc. Project), Series 2020, 4.00% 2050	2,000	2,331
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2023	1,700	1,848
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2024	475	537
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.25% 2035	725	845
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2040	1,050	1,214
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2030	200	234
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2036	400	463
Build NYC Resource Corp., Rev. Bonds (Bronx Charter School for Excellence Project), Series 2013-A, 4.00% 2022	545	558
Build NYC Resource Corp., Rev. Bonds (Bronx Charter School for Excellence Project), Series 2013-A, 5.50% 2043	1,500	1,592
Build NYC Resource Corp., Rev. Ref. Bonds (Albert Einstein School of Medicine, Inc. Project), Series 2015, 5.50% 2045[1]	300	344
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 4.50% 2025[1]	275	298
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 5.00% 2035[1]	950	1,074
Village of Dobbs Ferry, Local Dev. Corp., Rev. Bonds (Mercy College Project), Series 2014, 5.00% 2039	1,625	1,810
Village of Dobbs Ferry, Local Dev. Corp., Rev. Bonds (Mercy College Project), Series 2014, 5.00% 2044	500	557
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 4.00% 2041	750	846
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 5.00% 2046	1,500	1,784
County of Dutchess, Local Dev. Corp., Rev. Bonds (Nuvance Health Issue), Series 2019-B, 5.00% 2032	905	1,167
County of Dutchess, Local Dev. Corp., Rev. Bonds (Nuvance Health Issue), Series 2019-B, 4.00% 2049	1,000	1,164
County of Dutchess, Local Dev. Corp., Rev. Ref. Bonds (Health Quest Systems, Inc. Project), Series 2014-A, 5.00% 2028	430	489
City of Glen Cove, Local Econ. Assistance Corp., Rev. Bonds (Garvies Point Public Improvement Project), Convertible Capital Appreciation Bonds, Series 2016-C, 0% 2055 (5.62% on 1/1/2024)[3]	500	539
Town of Hempstead, Local Dev. Corp., Rev. Ref. Bonds (Molloy College Project), Series 2017, 5.00% 2034	810	970
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2017-A, 5.00% 2033	2,700	3,300
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2017-A, 5.00% 2035	1,000	1,217
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.25% 2047	925	928
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.75% 2047	370	371
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 5.00% 2037	1,000	1,212
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 4.00% 2042	500	563
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 4.00% 2047	500	559
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Highland Hospital of Rochester Project), Series 2015, 5.00% 2025	325	379
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Highland Hospital of Rochester Project), Series 2015, 5.00% 2033	430	488

328	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
City, county & other issuers (continued)
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Highland Hospital of Rochester Project), Series 2015, 5.00% 2034	$380	$431
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Rochester General Hospital Project), Series 2020-A, 4.00% 2046	3,000	3,553
County of Monroe, Industrial Dev. Corp., Rev. Bonds (St. Ann’s of Greater Rochester, Inc.), Series 2019, 5.00% 2050	290	329
County of Monroe, Industrial Dev. Corp., Rev. Bonds (University of Rochester Project), Series 2017-C, 4.00% 2036	1,275	1,491
County of Nassau, G.O. General Improvement Bonds, Series 2017-A, 5.00% 2030	1,000	1,223
County of Nassau, Tobacco Settlement Corp., Tobacco Settlement Asset-Backed Bonds, Series 2006-A-3, 5.00% 2035	600	608
County of Nassau, Tobacco Settlement Corp., Tobacco Settlement Asset-Backed Bonds, Series 2006-A-3, 5.125% 2046	705	716
City of New Rochelle, Local Dev. Rev. Bonds (Iona College Project), Series 2015-A, 5.00% 2045	250	279
New York City G.O. Bonds, Series 2016-A, 5.00% 2026	1,000	1,187
New York City G.O. Bonds, Series 2018-A, 5.00% 2027	1,500	1,894
New York City G.O. Bonds, Series 2016-C, 5.00% 2031	1,000	1,199
New York City G.O. Bonds, Series 2018-C, 5.00% 2032	1,720	2,167
New York City G.O. Bonds, Series 2015-C, 5.00% 2033	1,000	1,156
New York City G.O. Bonds, Series 2017-A-1, 5.00% 2034	1,000	1,215
New York City G.O. Bonds, Series 2019-D-1, 5.00% 2037	750	953
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2040	1,250	1,498
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2029	1,200	1,565
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	1,670	1,697
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	635	639
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2020-A-3, 1.125% 2060 (put 2024)	750	755
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-A-1-A, 3.80% 2037	885	975
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2015-H, 2.95% 2045 (put 2026)	750	812
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	500	517
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	1,000	1,006
New York City Industrial Dev. Agcy., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-A, AMT, 5.00% 2022	515	535
New York City Industrial Dev. Agcy., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-A, AMT, 5.00% 2028	250	259
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2034	750	839
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	1,000	1,153
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-DD, 5.00% 2031	1,100	1,528
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-EE, 5.00% 2033	750	932
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-HH, 5.00% 2039	690	805
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-EE, 5.00% 2045	500	562
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-BB-1, 5.00% 2046	1,250	1,532
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-DD, 5.00% 2047	1,055	1,293
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 4.00% 2050	2,000	2,374
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-1, 4.00% 2051	2,500	3,001
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Ref. Bonds, Series 2017-EE, 5.00% 2036	750	930

American Funds Tax-Exempt Funds	329

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
City, county & other issuers (continued)
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-3, 5.00% 2036	$1,000	$1,271
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2037	750	951
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2036	2,380	3,026
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2036	1,000	1,332
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 4.00% 2040	1,500	1,807
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-A-3, 4.00% 2042	2,925	3,389
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-F-1, 5.00% 2042	1,000	1,227
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 4.00% 2046	1,000	1,197
New York City Trust for Cultural Resources, Rev. Ref. Bonds (Lincoln Center for the Performing Arts, Inc.), Series 2020-A, 4.00% 2035	1,000	1,214
Niagara Area Dev. Corp., Solid Waste Disposal Fac. Rev. Ref. Bonds (Covanta Project), Series 2018-B, 3.50% 2024[1]	650	682
Niagara Area Dev. Corp., Solid Waste Disposal Fac. Rev. Ref. Bonds (Covanta Project), Series 2018-A, AMT, 4.75% 2042[1]	1,500	1,586
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2027	600	671
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2028	500	559
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2029	700	782
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2019-A, AMT, 5.00% 2031	1,000	1,278
County of Oneida, Local Dev. Corp. Rev. Bonds (Mohawk Valley Health System Project), Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2038	1,000	1,173
County of Oneida, Local Dev. Corp. Rev. Bonds (Mohawk Valley Health System Project), Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2049	1,000	1,148
County of Onondaga, Resource Recovery Agcy., Rev. Ref. Bonds, Series 2015-A, AMT, Assured Guaranty Municipal insured, 5.00% 2025	500	579
County of Onondaga, Resource Recovery Agcy., Rev. Ref. Bonds, Series 2015-A, AMT, Assured Guaranty Municipal insured, 5.00% 2030	1,750	2,008
County of Onondaga, Trust for Cultural Resources, Rev. Bonds, Series 2019, 5.00% 2040	1,000	1,307
County of Rockland, G.O. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	1,000	1,125
Town of Southold, Local Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2015, 5.00% 2045	1,500	1,651
County of Suffolk, G.O. Rev. Ref. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2026	540	645
Suffolk Tobacco Asset Securitization Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2012-B, 5.00% 2032	750	770
County of Tompkins, Dev. Corp., Continuing Care Retirement Community Rev. Bonds (Kendal at Ithaca, Inc.), Series 2014-A, 5.00% 2044	915	1,004
City of Troy, Capital Resource Corp., Rev. Bonds (Rensselaer Polytechnic Institute Project), Series 2015, 5.00% 2027	800	950
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2023	600	659
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2038	1,500	1,946
TSASC, Inc., Tobacco Settlement Bonds, Series 2017-A, 5.00% 2022	1,000	1,040
TSASC, Inc., Tobacco Settlement Bonds, Series 2017-A, 5.00% 2025	750	880
County of Westchester, Health Care Corp., Rev. Bonds, Series 2011-A, 5.00% 2021 (escrowed to maturity)	100	101
County of Westchester, Health Care Corp., Rev. Bonds, Series 2010-B, 6.00% 2030	130	130
County of Westchester, Local Dev. Corp., Rev. Bonds (Purchase Housing Corp. II Project), Series 2017, 5.00% 2037	1,000	1,162
County of Westchester, Local Dev. Corp., Rev. Bonds (Purchase Housing Corp. II Project), Series 2017, 5.00% 2047	1,025	1,172
County of Westchester, Local Dev. Corp., Rev. Bonds (Westchester Medical Center Obligated Group Project), Series 2016, 5.00% 2034	1,150	1,343
County of Westchester, Local Dev. Corp., Rev. Bonds (Westchester Medical Center Obligated Group Project), Series 2016, 5.00% 2046	1,250	1,454
County of Westchester, Local Dev. Corp., Rev. Ref. Bonds (Pace University), Series 2014-A, 5.50% 2042	450	496
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 5.00% 2049	640	753
City of Yonkers, G.O. Bonds, Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2024	490	559
		124,758

330	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Guam 1.70%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.375% 2043	$500	$545
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	530	611
G.O. Bonds, Series 2019, AMT, 5.00% 2031	845	996
Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2035	1,355	1,741
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2022	500	531
Waterworks Auth., Water and Wastewater System Rev. Bonds, Series 2014-A, 5.00% 2029	500	545
		4,969

Puerto Rico 1.41%
Highways and Transportation Auth., Highway Rev. Ref. Bonds, Series 2003-AA-1, Assured Guaranty Municipal insured, 4.95% 2026	240	245
Highways and Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D, Assured Guaranty Municipal insured, 5.00% 2032	660	679
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2031	950	982
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2011-A, 6.00% 2033	250	251
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	8,000	1,947
		4,104

Total bonds, notes & other debt instruments (cost: $255,067,000)		276,179

Short-term securities 4.48%
Municipals 4.48%
Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[2]	13,075	13,075

Total short-term securities (cost: $13,075,000)		13,075
Total investment securities 99.10% (cost: $268,142,000)		289,254
Other assets less liabilities 0.90%		2,626

Net assets 100.00%		$291,880

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[4]	Value at 7/31/2021 (000)	[5]	Unrealized depreciation at 7/31/2021 (000)
10 Year Ultra U.S. Treasury Note Futures	Short	33	September 2021	$(3,300)		$(4,958)		$(101)

[1]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $11,634,000, which represented 3.99% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Step bond; coupon rate may change at a later date.
[4]	Notional amount is calculated based on the number of contracts and notional contract size.
[5]	Value is calculated based on the notional amount and current market price.

American Funds Tax-Exempt Funds	331

American Funds Tax-Exempt Fund of New York (continued)

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

332	American Funds Tax-Exempt Funds

Financial statements
Statements of assets and liabilities at July 31, 2021	(dollars in thousands)

	American Funds	Limited Term	The Tax-Exempt
	Short-Term	Tax-Exempt Bond	Bond Fund
	Tax-Exempt Bond Fund	Fund of America	of America
Assets:
Investment securities in unaffiliated issuers, at value	$1,830,731	$7,755,440	$28,197,110
Cash	413	468	2,697
Cash collateral pledged for futures contracts	175	2,025	13,131
Receivables for:
Sales of investments	—	94	27,676
Sales of fund’s shares	4,849	19,570	51,496
Interest	15,404	58,315	211,021
Variation margin on futures contracts	41	120	—
	1,851,613	7,836,032	28,503,131

Liabilities:
Payables for:
Purchases of investments	54,111	263,475	455,994
Repurchases of fund’s shares	1,128	4,835	11,309
Dividends on fund’s shares	13	262	2,151
Investment advisory services	496	1,206	4,243
Services provided by related parties	181	1,009	3,700
Trustees’ deferred compensation	42	122	843
Variation margin on futures contracts	50	392	2,156
Other	1	2	10
	56,022	271,303	480,406
Net assets at July 31, 2021	$1,795,591	$7,564,729	$28,022,725

Net assets consist of:
Capital paid in on shares of beneficial interest	$1,769,288	$7,352,276	$26,149,427
Total distributable earnings	26,303	212,453	1,873,298
Net assets at July 31, 2021	$1,795,591	$7,564,729	$28,022,725

Investment securities in unaffiliated issuers, at cost	$1,808,280	$7,570,263	$26,428,779

See notes to financial statements.

American Funds Tax-Exempt Funds	333

Financial statements (continued)
Statements of assets and liabilities at July 31, 2021 (continued)	(dollars in thousands)

	American	The Tax-Exempt	American Funds
	High-Income	Fund of	Tax-Exempt Fund
	Municipal Bond Fund	California	of New York
Assets:
Investment securities in unaffiliated issuers, at value	$11,024,881	$3,264,143	$289,254
Cash	8,214	347	238
Cash collateral pledged for futures contracts	5,191	1,618	91
Receivables for:
Sales of investments	8	2,518	—
Sales of fund’s shares	24,172	3,628	587
Interest	86,343	34,686	2,583
Variation margin on futures contracts	9	32	—
	11,148,818	3,306,972	292,753

Liabilities:
Payables for:
Purchases of investments	175,137	79,240	600
Repurchases of fund’s shares	5,009	1,053	124
Dividends on fund’s shares	1,257	495	23
Investment advisory services	2,244	709	70
Services provided by related parties	1,654	530	39
Trustees’ deferred compensation	150	110	3
Variation margin on futures contracts	866	273	14
Other	4	1	—	*
	186,321	82,411	873
Net assets at July 31, 2021	$10,962,497	$3,224,561	$291,880

Net assets consist of:
Capital paid in on shares of beneficial interest	$10,099,063	$3,014,132	$268,484
Total distributable earnings	863,434	210,429	23,396
Net assets at July 31, 2021	$10,962,497	$3,224,561	$291,880

Investment securities in unaffiliated issuers, at cost	$10,225,329	$3,057,613	$268,142

*	Amount less than one thousand.

See notes to financial statements.

334	American Funds Tax-Exempt Funds

Financial statements (continued)
Statements of assets and liabilities at July 31, 2021 (continued)	(dollars and shares in thousands, except per-share amounts)

		American Funds	Limited Term	The Tax-Exempt
		Short-Term	Tax-Exempt Bond	Bond Fund
		Tax-Exempt Bond Fund	Fund of America	of America
Shares of beneficial interest issued and outstanding (no stated par value) — unlimited shares authorized
Class A:	Net assets	$1,160,781	$4,272,483	$14,558,305
	Shares outstanding	112,366	263,438	1,056,803
	Net asset value per share	$10.33	$16.22	$13.78
Class C:	Net assets		$18,394	$369,443
	Shares outstanding	Not applicable	1,134	26,818
	Net asset value per share		$16.22	$13.78
Class T:	Net assets	$10	$10	$11
	Shares outstanding	1	1	1
	Net asset value per share	$10.33	$16.22	$13.78
Class F-1:	Net assets	$8,590	$86,347	$269,839
	Shares outstanding	832	5,324	19,588
	Net asset value per share	$10.33	$16.22	$13.78
Class F-2:	Net assets	$289,822	$1,184,854	$5,468,409
	Shares outstanding	28,055	73,057	396,958
	Net asset value per share	$10.33	$16.22	$13.78
Class F-3:	Net assets	$106,840	$1,041,677	$6,718,356
	Shares outstanding	10,342	64,229	487,692
	Net asset value per share	$10.33	$16.22	$13.78
Class R-6:	Net assets	$229,548	$960,964	$638,362
	Shares outstanding	22,221	59,253	46,339
	Net asset value per share	$10.33	$16.22	$13.78

See notes to financial statements.

American Funds Tax-Exempt Funds	335

Financial statements (continued)
Statements of assets and liabilities at July 31, 2021 (continued)	(dollars and shares in thousands, except per-share amounts)

		American	The Tax-Exempt	American Funds
		High-Income	Fund of	Tax-Exempt Fund
		Municipal Bond Fund	California	of New York
Shares of beneficial interest issued and outstanding (no stated par value) — unlimited shares authorized
Class A:	Net assets	$5,875,475	$2,033,461	$208,065
	Shares outstanding	341,529	109,679	18,171
	Net asset value per share	$17.20	$18.54	$11.45
Class C:	Net assets	$208,934	$53,687	$11,234
	Shares outstanding	12,145	2,896	981
	Net asset value per share	$17.20	$18.54	$11.45
Class T:	Net assets	$11	$11	$11
	Shares outstanding	1	1	1
	Net asset value per share	$17.20	$18.54	$11.45
Class F-1:	Net assets	$124,912	$63,815	$2,614
	Shares outstanding	7,261	3,442	228
	Net asset value per share	$17.20	$18.54	$11.45
Class F-2:	Net assets	$1,773,062	$634,069	$31,249
	Shares outstanding	103,064	34,200	2,729
	Net asset value per share	$17.20	$18.54	$11.45
Class F-3:	Net assets	$1,913,564	$439,518	$38,707
	Shares outstanding	111,232	23,706	3,381
	Net asset value per share	$17.20	$18.54	$11.45
Class R-6:	Net assets	$1,066,539
	Shares outstanding	61,996	Not applicable	Not applicable
	Net asset value per share	$17.20

See notes to financial statements.

336	American Funds Tax-Exempt Funds

Financial statements (continued)
Statements of operations for the year ended July 31, 2021	(dollars in thousands)

	American Funds	Limited Term	The Tax-Exempt
	Short-Term	Tax-Exempt Bond	Bond Fund
	Tax-Exempt Bond Fund	Fund of America	of America
Investment income:
Income:
Interest	$20,617	$101,796	$667,708

Fees and expenses*:
Investment advisory services	5,509	12,927	47,791
Distribution services	1,638	12,291	38,408
Transfer agent services	561	2,506	9,923
Administrative services	496	1,969	7,765
Reports to shareholders	28	117	487
Registration statement and prospectus	263	601	1,452
Trustees’ compensation	15	56	314
Auditing and legal	53	69	127
Custodian	4	15	57
Federal, state and local taxes	— †	— †	333
Other	16	31	53
Total fees and expenses before waiver/reimbursements	8,583	30,582	106,710
Less waiver/reimbursements of fees and expenses:
Investment advisory services waiver	—	27	—
Miscellaneous fee reimbursements	49	—	—
Total fees and expenses after waiver/reimbursements	8,534	30,555	106,710
Net investment income	12,083	71,241	560,998

Net realized gain and unrealized (depreciation) appreciation:
Net realized gain (loss) on:
Investments in unaffiliated issuers	6,062	36,986	141,144
Futures contracts	(598)	(2)	16,085
	5,464	36,984	157,229

Net unrealized (depreciation) appreciation on:
Investments in unaffiliated issuers	(6,726)	534	349,173
Futures contracts	(358)	(3,760)	(11,261)
	(7,084)	(3,226)	337,912
Net realized gain and unrealized (depreciation) appreciation	(1,620)	33,758	495,141
Net increase in net assets resulting from operations	$10,463	$104,999	$1,056,139

See end of statements of operations for footnotes.

See notes to financial statements.

American Funds Tax-Exempt Funds	337

Financial statements (continued)
Statements of operations for the year ended July 31, 2021 (continued)	(dollars in thousands)

	American	The Tax-Exempt	American Funds
	High-Income	Fund of	Tax-Exempt Fund
	Municipal Bond Fund	California	of New York
Investment income:
Income:
Interest	$333,033	$82,116	$8,283

Fees and expenses*:
Investment advisory services	23,417	8,120	852
Distribution services	18,188	5,675	653
Transfer agent services	4,187	1,068	99
Administrative services	2,815	921	89
Reports to shareholders	219	40	6
Registration statement and prospectus	625	142	97
Trustees’ compensation	73	42	2
Auditing and legal	84	91	63
Custodian	23	7	15
Federal, state and local taxes	1,259	—	24
Other	165	17	13
Total fees and expenses before waiver/reimbursements	51,055	16,123	1,913
Less waiver/reimbursements of fees and expenses:
Investment advisory services waiver	—	—	—
Miscellaneous fee reimbursements	—	—	161
Total fees and expenses after waiver/reimbursements	51,055	16,123	1,752
Net investment income	281,978	65,993	6,531

Net realized gain and unrealized (depreciation) appreciation:
Net realized gain (loss) on:
Investments in unaffiliated issuers	61,014	7,057	2,611
Futures contracts	7,487	681	28
	68,501	7,738	2,639

Net unrealized (depreciation) appreciation on:
Investments in unaffiliated issuers	536,184	50,526	6,882
Futures contracts	(7,053)	(2,927)	(101)
	529,131	47,599	6,781
Net realized gain and unrealized (depreciation) appreciation	597,632	55,337	9,420
Net increase in net assets resulting from operations	$879,610	$121,330	$15,951

*	Additional information related to class-specific fees and expenses is included in the notes to financial statements.
†	Amount less than one thousand.

See notes to financial statements.

338	American Funds Tax-Exempt Funds

Financial statements (continued)
Statements of changes in net assets	(dollars in thousands)

	American Funds		Limited Term		The Tax-Exempt
	Short-Term		Tax-Exempt Bond		Bond Fund
	Tax-Exempt Bond Fund		Fund of America		of America
	Year ended July 31,		Year ended July 31,		Year ended July 31,
	2021	2020	2021	2020	2021	2020
Operations:
Net investment income	$12,083	$16,192	$71,241	$76,939	$560,998	$603,727
Net realized gain	5,464	6,839	36,984	35,783	157,229	541
Net unrealized (depreciation) appreciation	(7,084)	15,840	(3,226)	78,148	337,912	425,116
Net increase in net assets resulting from operations	10,463	38,871	104,999	190,870	1,056,139	1,029,384

Distributions paid or accrued to shareholders	(16,348)	(16,095)	(106,417)	(92,783)	(597,048)	(600,402)

Net capital share transactions	400,322	238,000	2,022,705	1,192,547	2,014,890	3,474,125

Total increase (decrease) in net assets	394,437	260,776	2,021,287	1,290,634	2,473,981	3,903,107

Net assets:
Beginning of year	1,401,154	1,140,378	5,543,442	4,252,808	25,548,744	21,645,637
End of year	$1,795,591	$1,401,154	$7,564,729	$5,543,442	$28,022,725	$25,548,744

	American		The Tax-Exempt		American Funds
	High-Income		Fund of		Tax-Exempt Fund
	Municipal Bond Fund		California		of New York
	Year ended July 31,		Year ended July 31,		Year ended July 31,
	2021	2020	2021	2020	2021	2020
Operations:
Net investment income	$281,978	$300,633	$65,993	$67,478	$6,531	$7,075
Net realized gain	68,501	1,238	7,738	16,166	2,639	101
Net unrealized (depreciation) appreciation	529,131	(123,258)	47,599	27,644	6,781	1,243
Net increase in net assets resulting from operations	879,610	178,613	121,330	111,288	15,951	8,419

Distributions paid or accrued to shareholders	(299,429)	(286,652)	(77,810)	(81,555)	(6,624)	(7,018)

Net capital share transactions	2,097,387	640,714	241,730	332,697	(9,824)	16,022

Total increase (decrease) in net assets	2,677,568	532,675	285,250	362,430	(497)	17,423

Net assets:
Beginning of year	8,284,929	7,752,254	2,939,311	2,576,881	292,377	274,954
End of year	$10,962,497	$8,284,929	$3,224,561	$2,939,311	$291,880	$292,377

See notes to financial statements.

American Funds Tax-Exempt Funds	339

Notes to financial statements

1. Organization

American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California, which is presently the only series of The American Funds Tax-Exempt Series II, and American Funds Tax-Exempt Fund of New York (each a “fund” or collectively, the “funds”), are registered under the Investment Company Act of 1940 as open-end, diversified management investment companies.

Each fund’s investment objectives are as follows:

American Funds Short-Term Tax-Exempt Bond Fund — Seeks to provide current income exempt from regular federal income tax, consistent with the maturity and quality standards described in the prospectus, and to preserve capital.

Limited Term Tax-Exempt Bond Fund of America — Seeks to provide current income exempt from regular federal income tax, consistent with the maturity and quality standards described in the prospectus, and to preserve capital.

The Tax-Exempt Bond Fund of America — Seeks to provide a high level of current income exempt from federal income tax, consistent with the preservation of capital.

American High-Income Municipal Bond Fund — Seeks to provide a high level of current income exempt from regular federal income tax.

The Tax-Exempt Fund of California — Seeks to provide a high level of current income exempt from regular federal and California state income taxes. Its secondary objective is preservation of capital.

American Funds Tax-Exempt Fund of New York — Seeks to provide a high level of current income exempt from regular federal, New York state and New York City income taxes. Its secondary objective is preservation of capital.

American Funds Short-Term Tax-Exempt Bond Fund has six share classes consisting of five retail share classes (Classes A and T, as well as three F share classes, F-1, F-2 and F-3) and one share class that is only available to the American Funds Portfolio Series (Class R-6). Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America and American High-Income Municipal Bond Fund each have seven share classes consisting of six retail share classes (Classes A, C and T, as well as three F share classes, F-1, F-2 and F-3) and one share class that is only available to the American Funds Portfolio Series (Class R-6). The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York each have six retail share classes (Classes A, C and T, as well as three F share classes, F-1, F-2 and F-3). Some share classes are only available to limited categories of investors. The funds’ share classes are described further in the following table:

Share class	Initial sales charge	Contingent deferred sales charge upon redemption	Conversion feature
Class A	Up to 2.50% for American Funds Short-Term Tax-Exempt Bond Fund and Limited Term Tax-Exempt Bond Fund of America; up to 3.75% for all other funds	None (except 0.75% for certain redemptions within 18 months of purchase without an initial sales charge)	None
Class C*	None	1% for redemptions within one year of purchase	Class C converts to Class A after eight years
Class T†	Up to 2.50%	None	None
Classes F-1, F-2 and F-3	None	None	None
Class R-6	None	None	None
*	Class C shares are not available for purchase in Limited Term Tax-Exempt Bond Fund of America.
†	Class T shares are not available for purchase.

Holders of all share classes of each fund have equal pro rata rights to the assets, dividends and liquidation proceeds of each fund held. Each share class of each fund has identical voting rights, except for the exclusive right to vote on matters affecting only its class. Share classes have different fees and expenses (“class-specific fees and expenses”), primarily due to different arrangements for distribution, transfer agent and administrative services. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different per-share dividends by each share class of each fund.

340	American Funds Tax-Exempt Funds

2. Significant accounting policies

Each fund is an investment company that applies the accounting and reporting guidance issued in Topic 946 by the U.S. Financial Accounting Standards Board. Each fund’s financial statements have been prepared to comply with U.S. generally accepted accounting principles (“U.S. GAAP”). These principles require the funds’ investment adviser to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates. Subsequent events, if any, have been evaluated through the date of issuance in the preparation of the financial statements. The funds follow the significant accounting policies described in this section, as well as the valuation policies described in the next section on valuation.

Security transactions and related investment income — Security transactions are recorded by the funds as of the date the trades are executed with brokers. Realized gains and losses from security transactions are determined based on the specific identified cost of the securities. In the event a security is purchased with a delayed payment date, the funds will segregate liquid assets sufficient to meet their payment obligations. Interest income is recognized on an accrual basis. Market discounts, premiums and original issue discounts on fixed-income securities are amortized daily over the expected life of the security.

Class allocations — Income, fees and expenses (other than class-specific fees and expenses) are allocated daily among the various share classes of each fund based on the relative value of their settled shares. Realized gains and losses and unrealized appreciation and depreciation are allocated daily among the various share classes of each fund based on their relative net assets. Class-specific fees and expenses, such as distribution, transfer agent and administrative services, are charged directly to the respective share class of each fund.

Distributions paid or accrued to shareholders — Income dividends are declared daily after the determination of each fund’s net investment income and are paid to shareholders monthly. Capital gain distributions are recorded on each fund’s ex-dividend date.

3. Valuation

Capital Research and Management Company (“CRMC”), the funds’ investment adviser, values each fund’s investments at fair value as defined by U.S. GAAP. The net asset value per share is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open.

Methods and inputs — The funds’ investment adviser uses the following methods and inputs to establish the fair value of each fund’s assets and liabilities. Use of particular methods and inputs may vary over time based on availability and relevance as market and economic conditions evolve.

Fixed-income securities, including short-term securities, are generally valued at prices obtained from one or more pricing vendors. Vendors value such securities based on one or more of the following inputs: benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, spreads and other relationships observed in the markets among comparable securities; and proprietary pricing models such as yield measures calculated using factors such as cash flows, financial or collateral performance and other reference data. For certain distressed securities, valuations may include cash flows or liquidation values using a net present value calculation based on inputs that include, but are not limited to, financial statements and debt contracts.

When the funds’ investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or not deemed to be representative), fixed-income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type. Some securities may be valued based on their effective maturity or average life, which may be shorter than the stated maturity.

Exchange-traded futures are generally valued at the official settlement price of the exchange or market on which such instruments are traded, as of the close of business on the day the futures are being valued.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the funds’ investment adviser are fair valued as determined in good faith under fair valuation guidelines adopted by authority of each fund’s board of trustees as further described. The investment adviser follows fair valuation guidelines, consistent with U.S. Securities and Exchange Commission rules and guidance, to consider relevant principles and factors when making fair value determinations. The investment adviser considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security; contractual or legal restrictions on resale of the security; relevant financial or business developments of the issuer; actively traded similar or related securities; conversion or exchange rights on the security; related corporate actions; significant events occurring after the close of trading in the security; and changes in overall market conditions. In addition, the closing prices of equity securities that trade in markets outside U.S. time zones may be adjusted to reflect significant events that occur after the close of local trading but before the net asset value of each share class of the fund is determined. Fair valuations and valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred.

American Funds Tax-Exempt Funds	341

Processes and structure — Each fund’s board of trustees has delegated authority to the funds’ investment adviser to make fair value determinations, subject to board oversight. The investment adviser has established a Joint Fair Valuation Committee (the “Fair Valuation Committee”) to administer, implement and oversee the fair valuation process, and to make fair value decisions. The Fair Valuation Committee regularly reviews its own fair value decisions, as well as decisions made under its standing instructions to the investment adviser’s valuation teams. The Fair Valuation Committee reviews changes in fair value measurements from period to period and may, as deemed appropriate, update the fair valuation guidelines to better reflect the results of back testing and address new or evolving issues. The Fair Valuation Committee reports any changes to the fair valuation guidelines to the boards of trustees. Each fund’s board and audit committee also regularly review reports that describe fair value determinations and methods.

The funds’ investment adviser has also established a Fixed-Income Pricing Review Group to administer and oversee the fixed-income valuation process, including the use of fixed-income pricing vendors. This group regularly reviews pricing vendor information and market data. Pricing decisions, processes and controls over security valuation are also subject to additional internal reviews facilitated by the investment adviser’s global risk management group.

Classifications — The funds’ investment adviser classifies each fund’s assets and liabilities into three levels based on the inputs used to value the assets or liabilities. Level 1 values are based on quoted prices in active markets for identical securities. Level 2 values are based on significant observable market inputs, such as quoted prices for similar securities and quoted prices in inactive markets. Certain securities trading outside the U.S. may transfer between Level 1 and Level 2 due to valuation adjustments resulting from significant market movements following the close of local trading. Level 3 values are based on significant unobservable inputs that reflect the investment adviser’s determination of assumptions that market participants might reasonably use in valuing the securities. The valuation levels are not necessarily an indication of the risk or liquidity associated with the underlying investment. For example, U.S. government securities are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market.

The funds’ valuation levels as of July 31, 2021 are as follows (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Texas	$—	$274,797	$—	$274,797
New York	—	125,482	—	125,482
California	—	108,146	—	108,146
Illinois	—	75,136	—	75,136
Florida	—	62,517	—	62,517
Ohio	—	61,141	—	61,141
Pennsylvania	—	47,701	—	47,701
North Carolina	—	41,716	—	41,716
Michigan	—	41,318	—	41,318
Wisconsin	—	39,217	—	39,217
Other	—	610,262	—	610,262
Short-term securities	—	343,298	—	343,298
Total	$—	$1,830,731	$—	$1,830,731

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$112	$—	$—	$112
Liabilities:
Unrealized depreciation on futures contracts	(470)	—	—	(470)
Total	$(358)	$—	$—	$(358)

*	Futures contracts are not included in the fund’s investment portfolio.

342	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Texas	$—	$862,994	$—	$862,994
New York	—	660,258	—	660,258
California	—	531,155	—	531,155
Illinois	—	488,784	—	488,784
Florida	—	335,833	—	335,833
Pennsylvania	—	255,374	—	255,374
Ohio	—	243,200	—	243,200
Michigan	—	217,108	—	217,108
Wisconsin	—	154,997	—	154,997
Washington	—	152,254	—	152,254
Other	—	2,445,757	—	2,445,757
Short-term securities	—	1,407,726	—	1,407,726
Total	$—	$7,755,440	$—	$7,755,440

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$439	$—	$—	$439
Liabilities:
Unrealized depreciation on futures contracts	(4,199)	—	—	(4,199)
Total	$(3,760)	$—	$—	$(3,760)

*	Futures contracts are not included in the fund’s investment portfolio.

The Tax-Exempt Bond Fund of America

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
New York	$—	$3,361,072	$—	$3,361,072
Illinois	—	3,177,161	—	3,177,161
Texas	—	2,496,566	—	2,496,566
Florida	—	1,578,113	3,811	1,581,924
California	—	1,545,866	—	1,545,866
Pennsylvania	—	1,230,576	—	1,230,576
Michigan	—	952,525	—	952,525
Ohio	—	656,312	—	656,312
Colorado	—	561,356	—	561,356
Georgia	—	559,650	—	559,650
Other	—	8,736,623	—	8,736,623
Short-term securities	—	3,337,479	—	3,337,479
Total	$—	$28,193,299	$3,811	$28,197,110

	Other investments*
	Level 1	Level 2	Level 3	Total
Liabilities:
Unrealized depreciation on futures contracts	$(21,439)	$—	$—	$(21,439)

*	Futures contracts are not included in the fund’s investment portfolio.

American Funds Tax-Exempt Funds	343

American High-Income Municipal Bond Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Illinois	$—	$1,404,627	$—	$1,404,627
New York	—	657,077	—	657,077
Colorado	—	617,959	—	617,959
Texas	—	557,417	—	557,417
Pennsylvania	—	549,650	—	549,650
Puerto Rico	—	549,122	—	549,122
California	—	479,826	—	479,826
Florida	—	475,292	3,862	479,154
New Jersey	—	423,033	—	423,033
Ohio	—	385,974	—	385,974
Other	—	3,397,759	11,391	3,409,150
Short-term securities	—	1,511,892	—	1,511,892
Total	$—	$11,009,628	$15,253	$11,024,881

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$57	$—	$—	$57
Liabilities:
Unrealized depreciation on futures contracts	(9,702)	—	—	(9,702)
Total	$(9,645)	$—	$—	$(9,645)

*	Futures contracts are not included in the fund’s investment portfolio.

The Tax-Exempt Fund of California

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
State issuers	$—	$890,673	$—	$890,673
City, county & other issuers	—	2,046,246	—	2,046,246
Guam	—	3,704	—	3,704
Puerto Rico	—	29,276	—	29,276
United States	—	20,582	—	20,582
Short-term securities	—	273,662	—	273,662
Total	$—	$3,264,143	$—	$3,264,143

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$24	$—	$—	$24
Liabilities:
Unrealized depreciation on futures contracts	(2,951)	—	—	(2,951)
Total	$(2,927)	$—	$—	$(2,927)

*	Futures contracts are not included in the fund’s investment portfolio.

344	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
State issuers	$—	$142,348	$—	$142,348
City, county & other issuers	—	124,758	—	124,758
Guam	—	4,969	—	4,969
Puerto Rico	—	4,104	—	4,104
Short-term securities	—	13,075	—	13,075
Total	$—	$289,254	$—	$289,254

	Other investments*
	Level 1	Level 2	Level 3	Total
Liabilities:
Unrealized depreciation on futures contracts	$(101)	$—	$—	$(101)

*	Futures contracts are not included in the fund’s investment portfolio.

4. Risk factors

Investing in each fund may involve certain risks including, but not limited to, those described below.

Market conditions — The prices of, and the income generated by, the securities held by the funds may decline — sometimes rapidly or unpredictably — due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the funds’ investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the funds may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in municipal securities — Municipal securities are debt obligations that are exempt from federal, state and/or local income taxes. The yield and/or value of the funds’ investments in municipal securities may be adversely affected by events tied to the municipal securities markets, which can be very volatile and significantly impacted by unfavorable legislative or political developments and negative changes in the financial conditions of municipal securities issuers and the economy. To the extent the funds invest in obligations of a municipal issuer, the volatility, credit quality and performance of the funds may be adversely impacted by local political and economic conditions of the issuer. For example, a credit rating downgrade, bond default or bankruptcy involving an issuer within a particular state or territory could affect the market values and marketability of many or all municipal obligations of that state or territory. Income from municipal securities held by the funds could also be declared taxable because of changes in tax laws or interpretations by taxing authorities or as a result of noncompliant conduct of a municipal issuer. Additionally, the relative amount of publicly available information about municipal securities is generally less than that for corporate securities.

American Funds Tax-Exempt Funds	345

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the funds may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the funds. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the funds failing to recoup the full amount of their initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Lower quality debt securities generally have higher rates of interest and may be subject to greater price fluctuations than higher quality debt securities. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the funds invest. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The funds’ investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the funds could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty. These risks may be increased with respect to investments in junk bonds.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the funds more susceptible to certain economic, political or regulatory occurrences. As a result, the funds have greater risk of volatility, and greater risk of loss, from the investments.

Risks of investing in municipal bonds of issuers within the state of California — Because The Tax-Exempt Fund of California invests primarily in securities of issuers within the state of California, the fund is more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds.

Risks of investing in municipal bonds of issuers within the state of New York — Because American Funds Tax-Exempt Fund of New York invests primarily in securities of issuers within the state of New York, the fund is more susceptible to factors adversely affecting issuers of New York securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, such factors may include political policy changes, tax base erosion, state constitutional limits on tax increases, budget deficits and other financial or economic difficulties, and changes in the credit ratings assigned to New York’s municipal issuers. New York’s economy and finances may be especially vulnerable to changes in the performance of the financial services sector, which historically has been volatile.

Management — The investment adviser to the funds actively manages the funds’ investments. Consequently, the funds are subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the funds to lose value or their investment results to lag relevant benchmarks or other funds with similar objectives.

346	American Funds Tax-Exempt Funds

5. Certain investment techniques

Unfunded commitments — American High-Income Municipal Bond Fund has participated in transactions that involve unfunded commitments, which may obligate the fund to purchase new or additional bonds if certain contingencies are met. As of July 31, 2021, the maximum exposure of unfunded bond commitments for American High-Income Municipal Bond Fund was $12,633,000, which would represent .12% of the net assets of the fund should such commitments become due.

Futures contracts — Each fund has entered into futures contracts, which provide for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument for a specified price, date, time and place designated at the time the contract is made. Futures contracts are used to strategically manage the fund’s interest rate sensitivity by increasing or decreasing the duration of the fund or a portion of the fund’s portfolio.

Upon entering into futures contracts, and to maintain the fund’s open positions in futures contracts, each fund is required to deposit with a futures broker, known as a futures commission merchant (“FCM”), in a segregated account in the name of the FCM an amount of cash, U.S. government securities or other liquid securities, known as initial margin. The margin required for a particular futures contract is set by the exchange on which the contract is traded to serve as collateral, and may be significantly modified from time to time by the exchange during the term of the contract.

On a daily basis, each fund pays or receives variation margin based on the increase or decrease in the value of the futures contracts and records variation margin on futures contracts in the statement of assets and liabilities. In addition, each fund segregates liquid assets equivalent to each fund’s outstanding obligations under the contract in excess of the initial margin and variation margin, if any. Futures contracts may involve a risk of loss in excess of the variation margin shown on each fund’s statement of assets and liabilities. Each fund records realized gains or losses at the time the futures contract is closed or expires. Net realized gains or losses and net unrealized appreciation or depreciation from futures contracts are recorded in each fund’s statement of operations.

The following table presents the average month-end notional amount of futures contracts while held for each fund (dollars in thousands):

Futures contracts
American Funds Short-Term Tax-Exempt Bond Fund	$46,390
Limited Term Tax-Exempt Bond Fund of America	215,360
The Tax-Exempt Bond Fund of America	565,042
American High-Income Municipal Bond Fund	221,825
The Tax-Exempt Fund of California	75,491
American Funds Tax-Exempt Fund of New York	2,586

The following tables identify the location of and fair value amounts on each fund’s statement of assets and liabilities and/or the effect on each fund’s statement of operations resulting from the funds’ use of futures contracts as of, or for the year ended, July 31, 2021 (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$112	Unrealized depreciation*	$470

		Net realized loss		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(598)	Net unrealized depreciation on futures contracts	$(358)

See end of tables for footnote.

American Funds Tax-Exempt Funds	347

Limited Term Tax-Exempt Bond Fund of America

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$439	Unrealized depreciation*	$4,199

		Net realized loss		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(2)	Net unrealized depreciation on futures contracts	$(3,760)

The Tax-Exempt Bond Fund of America

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$—	Unrealized depreciation*	$21,439

		Net realized gain		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$16,085	Net unrealized depreciation on futures contracts	$(11,261)

American High-Income Municipal Bond Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$57	Unrealized depreciation*	$9,702

		Net realized gain		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$7,487	Net unrealized depreciation on futures contracts	$(7,053)

The Tax-Exempt Fund of California

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$24	Unrealized depreciation*	$2,951

		Net realized gain		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$681	Net unrealized depreciation on futures contracts	$(2,927)

See end of tables for footnote.

348	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$—	Unrealized depreciation*	$101

		Net realized gain		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$28	Net unrealized depreciation on futures contracts	$(101)

*	Includes cumulative appreciation/depreciation on futures contracts as reported in the applicable table following each fund’s investment portfolio. Only current day’s variation margin is reported within each fund’s statement of assets and liabilities.

Collateral — Each fund participates in a collateral program due to its use of futures contracts that calls for each fund to either receive or pledge highly liquid assets, such as cash or U.S. government securities, as collateral for initial and variation margin by contract. The purpose of the collateral is to cover potential losses that could occur in the event that either party cannot meet its contractual obligation. Non-cash collateral pledged by each fund, if any, is disclosed in each fund’s investment portfolio, and cash collateral pledged by each fund, if any, is held in a segregated account with each fund’s custodian, which is reflected as pledged cash collateral in each fund’s statement of assets and liabilities.

6. Taxation and distributions

Federal income taxation — Each fund complies with the requirements under Subchapter M of the Internal Revenue Code applicable to mutual funds and intends to distribute substantially all of its net tax-exempt income and net capital gains each year. Generally, income earned by each fund is exempt from federal income taxes; however, each fund may earn taxable income from certain investments. The funds are not subject to income taxes to the extent such taxable income and net capital gains are distributed. To the extent the funds recognize taxable income, the funds may pay tax on such income in lieu of making distributions; amounts paid are included within federal, state and local taxes on the funds’ statements of operations.

As of and during the year ended July 31, 2021, none of the funds had a liability for any unrecognized tax benefits. Each fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in their respective statements of operations. During the period, none of the funds incurred any significant interest or penalties.

Each fund’s tax returns are generally not subject to examination by federal, state and, if applicable, non-U.S. tax authorities after the expiration of each jurisdiction’s statute of limitations, which is typically three years after the date of filing but can be extended in certain jurisdictions.

Distributions — Distributions determined on a tax basis may differ from net investment income and net realized gains for financial reporting purposes. These differences are due primarily to different treatment for items such as short-term capital gains and losses; capital losses related to sales of certain securities within 30 days of purchase; deferred expenses; cost of investments sold; paydowns on fixed-income securities; net capital losses; amortization of premiums and discounts and income on certain investments. The fiscal year in which amounts are distributed may differ from the year in which the net investment income and net realized gains are recorded by the funds for financial reporting purposes. The funds may also designate a portion of the amount paid to redeeming shareholders as a distribution for tax purposes.

American Funds Tax-Exempt Funds	349

Additional tax basis disclosures for each fund as of July 31, 2021, were as follows (dollars in thousands):

	American Funds Short-Term Tax-Exempt Bond Fund	Limited Term Tax-Exempt Bond Fund of America	The Tax-Exempt Bond Fund of America	American High-Income Municipal Bond Fund	The Tax-Exempt Fund of California	American Funds Tax-Exempt Fund of New York
Undistributed ordinary income	$3,525	$19,067	$19,379	$28,014	$3,108	$317
Undistributed tax-exempt income	132	915	4,029	2,573	695	78
Undistributed long-term capital gains	—	7,852	76,806	16,595	—	1,891
Capital loss carryforward utilized	—	—	3,464	1,025	—	—
Gross unrealized appreciation on investments	23,419	190,334	1,818,653	868,307	210,239	21,238
Gross unrealized depreciation on investments	(719)	(5,332)	(40,307)	(45,028)	(3,007)	(101)
Net unrealized appreciation on investments	22,700	185,002	1,778,346	823,279	207,232	21,137
Cost of investments	1,807,673	7,566,677	26,397,325	10,191,957	3,053,984	268,016
Reclassification from (to) total distributable earnings/accumulated loss to (from) capital paid in on shares of beneficial interest	481	2,100	9,405	2,783	(2,700)	313

The tax character of distributions paid or accrued to shareholders was as follows (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

	Year ended July 31, 2021							Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income		Long-term capital gains	Total distributions paid or accrued		Tax-exempt income		Ordinary income	Long-term capital gains	Total distributions paid or accrued
Class A	$7,208		$2,898		$—	$10,106		$10,432		$—	$—	$10,432
Class T	—	*	—	*	—	—	*	—	*	—	—	—	*
Class F-1	49		30		—	79		76		—	—	76
Class F-2	2,136		727		—	2,863		2,767		—	—	2,767
Class F-3	834		258		—	1,092		820		—	—	820
Class R-6	1,681		527		—	2,208		2,000		—	—	2,000
Total	$11,908		$4,440		$—	$16,348		$16,095		$—	$—	$16,095

Limited Term Tax-Exempt Bond Fund of America

	Year ended July 31, 2021								Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued
Class A	$37,994		$11,071		$11,552		$60,617		$51,681		$6,786		$4,004		$62,471
Class C	43		45		47		135		155		36		21		212
Class T	—	*	—	*	—	*	—	*	—	*	—	*	—	*	—	*
Class F-1	944		304		318		1,566		1,070		135		80		1,285
Class F-2	11,785		2,757		2,877		17,419		10,761		1,194		704		12,659
Class F-3	8,480		1,531		1,597		11,608		6,719		721		425		7,865
Class R-6	10,517		2,229		2,326		15,072		7,229		668		394		8,291
Total	$69,763		$17,937		$18,717		$106,417		$77,615		$9,540		$5,628		$92,783

See end of tables for footnote.

350	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America

	Year ended July 31, 2021								Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income	Long-term capital gains	Total distributions paid or accrued
Class A	$280,111		$5,041		$15,518		$300,670		$285,421		$—	$—	$285,421
Class C	4,912		140		431		5,483		7,039		—	—	7,039
Class T	—	*	—	*	—	*	—	*	—	*	—	—	—	*
Class F-1	5,945		119		367		6,431		7,958		—	—	7,958
Class F-2	104,621		1,708		5,259		111,588		83,501		—	—	83,501
Class F-3	150,715		2,168		6,673		159,556		197,407		—	—	197,407
Class R-6	12,546		190		584		13,320		19,076		—	—	19,076
Total	$558,850		$9,366		$28,832		$597,048		$600,402		$—	$—	$600,402

American High-Income Municipal Bond Fund

	Year ended July 31, 2021							Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income	Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income	Long-term capital gains		Total distributions paid or accrued
Class A	$155,386		$—	$7,820		$163,206		$161,489		$—	$4,226		$165,715
Class C	4,549		—	303		4,852		6,235		—	207		6,442
Class T	—	*	—	—	*	—	*	—	*	—	—	*	—	*
Class F-1	4,013		—	213		4,226		5,712		—	158		5,870
Class F-2	45,487		—	2,050		47,537		41,771		—	1,027		42,798
Class F-3	46,671		—	2,023		48,694		36,247		—	852		37,099
Class R-6	29,613		—	1,301		30,914		28,067		—	661		28,728
Total	$285,719		$—	$13,710		$299,429		$279,521		$—	$7,131		$286,652

The Tax-Exempt Fund of California

	Year ended July 31, 2021							Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income	Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued
Class A	$41,300		$—	$7,784		$49,084		$45,105		$1,734		$7,730		$54,569
Class C	753		—	227		980		1,131		63		282		1,476
Class T	—	*	—	—	*	—	*	—	*	—	*	—	*	—	*
Class F-1	1,423		—	296		1,719		1,671		68		301		2,040
Class F-2	13,432		—	2,367		15,799		12,097		415		1,851		14,363
Class F-3	8,817		—	1,411		10,228		7,654		266		1,187		9,107
Total	$65,725		$—	$12,085		$77,810		$67,658		$2,546		$11,351		$81,555

American Funds Tax-Exempt Fund of New York

	Year ended July 31, 2021							Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income	Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income	Long-term capital gains	Total distributions paid or accrued
Class A	$4,786		$—	$79		$4,865		$5,125		$—	$—	$5,125
Class C	140		—	3		143		189		—	—	189
Class T	—	*	—	—	*	—	*	—	*	—	—	—	*
Class F-1	64		—	2		66		54		—	—	54
Class F-2	685		—	10		695		787		—	—	787
Class F-3	844		—	11		855		863		—	—	863
Total	$6,519		$—	$105		$6,624		$7,018		$—	$—	$7,018

*	Amount less than one thousand.

American Funds Tax-Exempt Funds	351

7. Fees and transactions with related parties

CRMC, the funds’ investment adviser, is the parent company of American Funds Distributors®, Inc. (“AFD”), the principal underwriter of the funds’ shares, and American Funds Service Company® (“AFS”), the funds’ transfer agent. CRMC, AFD and AFS are considered related parties to each fund.

Investment advisory services — Each fund has an investment advisory and service agreement with CRMC that provides for monthly fees accrued daily. These fees are based on annual rates that generally decrease as net asset levels increase. On March 10, 2021, the fund’s board of trustees approved an amended investment advisory and service agreement effective May 1, 2021, decreasing the annual rate to 0.140% on daily net assets in excess of $6 billion for Limited Term Tax-Exempt Bond Fund of America. CRMC waived investment advisory services fees of $27,000 in advance of the amended investment advisory agreement. CRMC does not intend to recoup this waiver. As a result, the fees shown on the fund’s statement of operations of $12,927,000 were reduced to $12,900,000, both of which were equivalent to an annualized rate of 0.197% of average daily net assets.

The range of rates, net asset levels, gross income levels and annualized rates of average net assets for each fund are as follows:

	Rates		Net asset level (in billions)		Rates		Monthly gross income		Annualized rates for the year ended
Fund	Beginning with	Ending with	Up to	In excess of	Beginning with	Ending with	Up to	In excess of	July 31, 2021
American Funds Short-Term Tax-Exempt Bond Fund	.341%	.261%	$1.5	$1.5					.333%
Limited Term Tax-Exempt Bond Fund of America	.300	.140	.06	6.0	3.00%	2.50%	$3,333,333	$3,333,333	.197
The Tax-Exempt Bond Fund of America	.300	.105	.06	28.0	3.00	2.00	3,333,333	8,333,333	.185
American High-Income Municipal Bond Fund	.300	.135	.06	10.0	3.00	2.50	3,333,333	3,333,333	.250
The Tax-Exempt Fund of California	.300	.160	.06	3.0	3.00	2.50	3,333,333	3,333,333	.264
American Funds Tax-Exempt Fund of New York	.204		all		3.00	2.50	3,333,333	3,333,333	.288

Class-specific fees and expenses — Expenses that are specific to individual share classes are accrued directly to the respective share class of each fund. The principal class-specific fees and expenses are described below:

Distribution services — Each fund has plans of distribution for all share classes, except Class F-2, F-3 and R-6 shares, if applicable. Under the plans, each fund’s board of trustees approves certain categories of expenses that are used to finance activities primarily intended to sell fund shares and service existing accounts. The plans provide for payments based on an annualized percentage of average daily net assets. In some cases, the boards of trustees have limited the amounts that may be paid to less than the maximum allowed by the plans. All share classes with a plan may use the allotted percentage of average daily net assets to pay service fees, or to compensate AFD for paying service fees, to firms that have entered into agreements with AFD to provide certain shareholder services. The remaining amounts available to be paid under each plan are paid to dealers to compensate them for their sales activities.

	American Funds Short-Term Tax-Exempt Bond Fund		Limited Term Tax-Exempt Bond Fund of America		The Tax-Exempt Bond Fund of America
Share class	Currently approved limits	Plan limits	Currently approved limits	Plan limits	Currently approved limits	Plan limits
Class A	0.15%	0.15%	0.30%	0.30%	0.25%	0.25%
Class C	Not applicable	Not applicable	1.00	1.00	1.00	1.00
Classes T and F-1	0.25	0.50	0.25	0.50	0.25	0.50

352	American Funds Tax-Exempt Funds

	American High-Income Municipal Bond Fund		The Tax-Exempt Fund of California		American Funds Tax-Exempt Fund of New York
Share class	Currently approved limits	Plan limits	Currently approved limits	Plan limits	Currently approved limits	Plan limits
Class A	0.30%	0.30%	0.25%	0.25%	0.25%	0.30%
Class C	1.00	1.00	1.00	1.00	1.00	1.00
Classes T and F-1	0.25	0.50	0.25	0.50	0.25	0.50

For Class A shares, distribution-related expenses include the reimbursement of dealer and wholesaler commissions paid by AFD for certain shares sold without a sales charge. This share class of each fund reimburses AFD for amounts billed within the prior 15 months but only to the extent that the overall annual expense limit is not exceeded. As of July 31, 2021, unreimbursed expenses subject to reimbursement for Class A shares of each fund were as follows (dollars in thousands):

Fund	Class A
American Funds Short-Term Tax-Exempt Bond Fund	$2,928
Limited-Term Tax-Exempt Bond Fund of America	4,237
The Tax-Exempt Bond Fund of America	14,846
American High-Income Municipal Bond Fund	1,181
The Tax-Exempt Fund of California	1,523
American Funds Tax-Exempt Fund of New York	147

Transfer agent services — Each fund has a shareholder services agreement with AFS under which each fund compensates AFS for providing transfer agent services to each of the funds’ share classes. These services include recordkeeping, shareholder communications and transaction processing. In addition, each fund reimburses AFS for amounts paid to third parties for performing transfer agent services on behalf of its respective fund shareholders.

Administrative services — Each fund has an administrative services agreement with CRMC under which each fund compensates CRMC for providing administrative services to each of the funds’ share classes. Administrative services are provided by CRMC and its affiliates to help assist third parties providing non-distribution services to fund shareholders. These services include providing in depth information on each fund and market developments that impact each fund’s investments. Administrative services also include, but are not limited to, coordinating, monitoring and overseeing third parties that provide services to each fund’s shareholders. The agreement provides each fund the ability to charge an administrative services fee at the annual rate of 0.05% of the average daily net assets attributable to each share class of each fund. Currently the funds pay an administrative services fee at the annual rate of 0.03% of the average daily net assets attributable to each share class of each fund for CRMC’s provision of administrative services.

For the year ended July 31, 2021, class-specific expenses under the agreements for each fund were as follows (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$1,614	$369		$323
Class T	—	—	*	—	*
Class F-1	24	12		3
Class F-2	Not applicable	178		81
Class F-3	Not applicable	1		30
Class R-6	Not applicable	1		59
Total class-specific expenses	$1,638	$561		$496

Limited Term Tax-Exempt Bond Fund of America

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$11,876	$1,372		$1,188
Class C	166	6		5
Class T	—	—	*	—	*
Class F-1	249	120		30
Class F-2	Not applicable	997		298
Class F-3	Not applicable	8		203
Class R-6	Not applicable	3		245
Total class-specific expenses	$12,291	$2,506		$1,969

See end of tables for footnote.

American Funds Tax-Exempt Funds	353

The Tax-Exempt Bond Fund of America

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$33,938	$4,337		$4,072
Class C	3,725	121		112
Class T	—	—	*	—	*
Class F-1	745	348		90
Class F-2	Not applicable	4,994		1,405
Class F-3	Not applicable	119		1,925
Class R-6	Not applicable	4		161
Total class-specific expenses	$38,408	$9,923		$7,765

American High-Income Municipal Bond Fund

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$15,831	$2,396		$1,583
Class C	2,016	93		61
Class T	—	—	*	—	*
Class F-1	341	162		41
Class F-2	Not applicable	1,499		430
Class F-3	Not applicable	32		429
Class R-6	Not applicable	5		271
Total class-specific expenses	$18,188	$4,187		$2,815

The Tax-Exempt Fund of California

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$4,938	$402		$593
Class C	560	11		17
Class T	—	—	*	—	*
Class F-1	177	81		21
Class F-2	Not applicable	570		178
Class F-3	Not applicable	4		112
Total class-specific expenses	$5,675	$1,068		$921

American Funds Tax-Exempt Fund of New York

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$549	$64		$66
Class C	98	3		3
Class T	—	—	*	—	*
Class F-1	6	2		1
Class F-2	Not applicable	30		9
Class F-3	Not applicable	—	*	10
Total class-specific expenses	$653	$99		$89

*	Amount less than one thousand.

Miscellaneous fee reimbursements — CRMC reimbursed a portion of miscellaneous fees and expenses of American Funds Short-Term Tax-Exempt Bond Fund and American Funds Tax-Exempt Fund of New York. Miscellaneous fees and expenses exclude investment advisory services fees and distribution services fees. For the year ended July 31, 2021, total fees and expenses reimbursed by CRMC were $49,000 and $161,000 for American Funds Short-Term Tax-Exempt Bond Fund and American Funds Tax-Exempt Fund of New York, respectively. CRMC does not intend to recoup these reimbursements. These reimbursements may be adjusted or discontinued by CRMC, subject to any restrictions in the series’ prospectus. Fees and expenses in each fund’s statement of operations are presented gross of any reimbursements from CRMC.

Trustees’ deferred compensation — Trustees who are unaffiliated with CRMC may elect to defer the cash payment of part or all of their compensation. These deferred amounts, which remain as liabilities of each fund, are treated as if invested in shares of the funds or other American Funds. These amounts represent general, unsecured liabilities of each fund and vary according to the total returns of the selected funds. Trustees’ compensation in the funds’ statements of operations reflects the current fees (either paid in cash or deferred) and a net increase in the value of the following deferred amounts (dollars in thousands):

Fund	Current fees	Increase in value of deferred amounts	Total trustees’ compensation
American Funds Short-Term Tax-Exempt Bond Fund	$6	$9	$15
Limited Term Tax-Exempt Bond Fund of America	25	31	56
The Tax-Exempt Bond Fund of America	108	206	314
American High-Income Municipal Bond Fund	36	37	73
The Tax-Exempt Fund of California	13	29	42
American Funds Tax-Exempt Fund of New York	1	1	2

Affiliated officers and trustees — Officers and certain trustees of the funds are or may be considered to be affiliated with CRMC, AFD and AFS. No affiliated officers or trustees received any compensation directly from the funds.

354	American Funds Tax-Exempt Funds

Security transactions with related funds — Each fund may purchase securities from, or sell securities to, other CRMC-managed funds (or funds managed by certain affiliates of CRMC) under procedures adopted by each fund’s board of trustees. The funds involved in such transactions are considered related by virtue of having a common investment adviser (or affiliated investment advisers), common trustees and/or common officers. When such transactions occur, each transaction is executed at the current market price of the security and no brokerage commissions or fees are paid in accordance with Rule 17a-7 of the 1940 Act.

The following table presents purchase and sale transactions between each fund and related funds, and the net realized gain or loss from such sales, if any, as of July 31, 2021 (dollars in thousands):

Fund	Purchases	Sales	Net realized gain
American Funds Short-Term Tax-Exempt Bond Fund	$6,273	$—	$—
Limited Term Tax-Exempt Bond Fund of America	27,992	20,924	320
The Tax-Exempt Bond Fund of America	323,585	80,810	2,795
American High-Income Municipal Bond Fund	12,423	7,138	165
The Tax-Exempt Fund of California	6,318	18,205	1,157

Interfund lending — Pursuant to an exemptive order issued by the SEC, the funds, along with other CRMC-managed funds (or funds managed by certain affiliates of CRMC), may participate in an interfund lending program. The program provides an alternate credit facility that permits the funds to lend or borrow cash for temporary purposes directly to or from one another, subject to the conditions of the exemptive order. None of the funds lent or borrowed cash during the year ended July 31, 2021.

8. Committed line of credit

American High-Income Municipal Bond Fund participates with other funds managed by CRMC (or funds managed by certain affiliates of CRMC) in a $1.5 billion credit facility (the “line of credit”) to be utilized for temporary purposes to support shareholder redemptions. The fund has agreed to pay commitment fees on its pro-rata portion of the line of credit, which are reflected in other expenses in the fund’s statement of operations. The fund did not borrow on this line of credit at any time during the year ended July 31, 2021.

9. Indemnifications

The series’ organizational documents provide board members and officers with indemnification against certain liabilities or expenses in connection with the performance of their duties to the series. In the normal course of business, the series may also enter into contracts that provide general indemnifications. Each fund’s maximum exposure under these arrangements is unknown since it is dependent on future claims that may be made against the series. The risk of material loss from such claims is considered remote. Insurance policies are also available to the series’ board members and officers.

American Funds Tax-Exempt Funds	355

10. Capital share transactions

Capital share transactions in the funds were as follows (dollars and shares in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

	Sales*		Reinvestments of distributions		Repurchases*		Net increase
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$522,751	50,548	$9,969	964	$(306,117)	(29,612)	$226,603	21,900
Class T	—	—	—	—	—	—	—	—
Class F-1	4,519	437	77	8	(4,460)	(432)	136	13
Class F-2	167,067	16,150	2,732	264	(97,137)	(9,398)	72,662	7,016
Class F-3	93,938	9,079	1,087	105	(61,994)	(5,999)	33,031	3,185
Class R-6	73,040	7,061	2,208	214	(7,358)	(712)	67,890	6,563
Total net increase (decrease)	$861,315	83,275	$16,073	1,555	$(477,066)	(46,153)	$400,322	38,677

Year ended July 31, 2020

Class A	$373,979	36,640	$10,226	1,000	$(228,884)	(22,440)	$155,321	15,200
Class T	—	—	—	—	—	—	—	—
Class F-1	4,080	401	75	7	(2,707)	(265)	1,448	143
Class F-2	116,260	11,402	2,615	256	(86,597)	(8,506)	32,278	3,152
Class F-3	52,549	5,138	805	79	(32,828)	(3,208)	20,526	2,009
Class R-6	39,953	3,893	2,000	196	(13,526)	(1,333)	28,427	2,756
Total net increase (decrease)	$586,821	57,474	$15,721	1,538	$(364,542)	(35,752)	$238,000	23,260

Limited Term Tax-Exempt Bond Fund of America

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$1,316,355	81,272	$59,202	3,657	$(639,648)	(39,511)	$735,909	45,418
Class C	9,972	616	134	8	(7,828)	(483)	2,278	141
Class T	—	—	—	—	—	—	—	—
Class F-1	59,971	3,701	1,523	94	(71,952)	(4,444)	(10,458)	(649)
Class F-2	678,297	41,894	16,357	1,010	(286,987)	(17,730)	407,667	25,174
Class F-3	762,854	47,179	11,431	706	(156,385)	(9,667)	617,900	38,218
Class R-6	273,226	16,872	15,072	932	(18,889)	(1,168)	269,409	16,636
Total net increase (decrease)	$3,100,675	191,534	$103,719	6,407	$(1,181,689)	(73,003)	$2,022,705	124,938

Year ended July 31, 2020

Class A	$922,993	57,964	$60,685	3,807	$(568,450)	(35,807)	$415,228	25,964
Class C	6,327	399	211	13	(8,321)	(521)	(1,783)	(109)
Class T	—	—	—	—	—	—	—	—
Class F-1	56,211	3,517	1,237	78	(22,421)	(1,411)	35,027	2,184
Class F-2	451,876	28,341	11,497	721	(199,074)	(12,585)	264,299	16,477
Class F-3	202,780	12,748	7,712	484	(103,320)	(6,523)	107,172	6,709
Class R-6	396,036	24,844	8,293	519	(31,725)	(2,004)	372,604	23,359
Total net increase (decrease)	$2,036,223	127,813	$89,635	5,622	$(933,311)	(58,851)	$1,192,547	74,584

See end of tables for footnote.

356	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$2,854,731	209,896	$288,312	21,218	$(1,452,817)	(106,831)	$1,690,226	124,283
Class C	80,639	5,931	5,359	394	(99,296)	(7,303)	(13,298)	(978)
Class T	—	—	—	—	—	—	—	—
Class F-1	58,284	4,283	6,111	450	(112,632)	(8,273)	(48,237)	(3,540)
Class F-2	2,214,965	162,973	106,621	7,844	(756,386)	(55,606)	1,565,200	115,211
Class F-3	2,260,304	166,110	156,374	11,515	(3,751,452)	(277,206)	(1,334,774)	(99,581)
Class R-6	142,452	10,453	13,321	980	—	—	155,773	11,433
Total net increase (decrease)	$7,611,375	559,646	$576,098	42,401	$(6,172,583)	(455,219)	$2,014,890	146,828

Year ended July 31, 2020

Class A	$2,817,721	211,572	$271,853	20,392	$(1,548,830)	(117,338)	$1,540,744	114,626
Class C	111,932	8,405	6,792	510	(156,387)	(11,749)	(37,663)	(2,834)
Class T	—	—	—	—	—	—	—	—
Class F-1	88,172	6,632	7,560	567	(125,359)	(9,496)	(29,627)	(2,297)
Class F-2	1,761,475	133,004	79,161	5,938	(872,987)	(66,239)	967,649	72,703
Class F-3	2,467,620	185,647	194,954	14,623	(1,414,411)	(107,484)	1,248,163	92,786
Class R-6	126,083	9,436	19,074	1,430	(360,298)	(27,543)	(215,141)	(16,677)
Total net increase (decrease)	$7,373,003	554,696	$579,394	43,460	$(4,478,272)	(339,849)	$3,474,125	258,307

American High-Income Municipal Bond Fund

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$1,128,488	67,594	$156,721	9,429	$(603,881)	(36,340)	$681,328	40,683
Class C	40,427	2,416	4,694	283	(51,906)	(3,122)	(6,785)	(423)
Class T	—	—	—	—	—	—	—	—
Class F-1	28,291	1,690	4,073	246	(62,136)	(3,722)	(29,772)	(1,786)
Class F-2	725,246	43,509	43,171	2,593	(269,583)	(16,266)	498,834	29,836
Class F-3	898,367	53,981	47,235	2,835	(208,978)	(12,630)	736,624	44,186
Class R-6	186,242	11,121	30,916	1,858	—	—	217,158	12,979
Total net increase (decrease)	$3,007,061	180,311	$286,810	17,244	$(1,196,484)	(72,080)	$2,097,387	125,475

Year ended July 31, 2020

Class A	$1,035,359	63,794	$158,347	9,809	$(898,727)	(56,751)	$294,979	16,852
Class C	54,928	3,369	6,131	380	(92,269)	(5,763)	(31,210)	(2,014)
Class T	—	—	—	—	—	—	—	—
Class F-1	46,431	2,885	5,688	352	(82,518)	(5,225)	(30,399)	(1,988)
Class F-2	567,327	35,284	38,415	2,379	(514,100)	(32,628)	91,642	5,035
Class F-3	427,367	26,650	36,287	2,248	(264,769)	(16,777)	198,885	12,121
Class R-6	120,984	7,352	28,726	1,781	(32,893)	(2,120)	116,817	7,013
Total net increase (decrease)	$2,252,396	139,334	$273,594	16,949	$(1,885,276)	(119,264)	$640,714	37,019

See end of tables for footnote.

American Funds Tax-Exempt Funds	357

The Tax-Exempt Fund of California

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$262,249	14,306	$45,537	2,487	$(242,627)	(13,246)	$65,159	3,547
Class C	8,400	458	964	53	(16,484)	(901)	(7,120)	(390)
Class T	—	—	—	—	—	—	—	—
Class F-1	11,214	614	1,635	89	(21,531)	(1,174)	(8,682)	(471)
Class F-2	195,360	10,661	14,121	771	(130,573)	(7,130)	78,908	4,302
Class F-3	139,166	7,594	10,183	556	(35,884)	(1,955)	113,465	6,195
Total net increase (decrease)	$616,389	33,633	$72,440	3,956	$(447,099)	(24,406)	$241,730	13,183

Year ended July 31, 2020

Class A	$340,364	18,822	$50,595	2,800	$(253,642)	(14,179)	$137,317	7,443
Class C	17,175	948	1,431	79	(28,233)	(1,567)	(9,627)	(540)
Class T	—	—	—	—	—	—	—	—
Class F-1	16,516	919	1,900	105	(19,228)	(1,075)	(812)	(51)
Class F-2	242,937	13,502	12,688	703	(126,109)	(7,059)	129,516	7,146
Class F-3	115,794	6,435	9,083	502	(48,574)	(2,741)	76,303	4,196
Total net increase (decrease)	$732,786	40,626	$75,697	4,189	$(475,786)	(26,621)	$332,697	18,194

American Funds Tax-Exempt Fund of New York

	Sales*		Reinvestments of distributions		Repurchases*		Net (decrease) increase
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$29,768	2,656	$4,090	366	$(52,280)	(4,647)	$(18,422)	(1,625)
Class C	3,060	271	131	11	(2,332)	(209)	859	73
Class T	—	—	—	—	—	—	—	—
Class F-1	5,538	496	54	5	(5,471)	(485)	121	16
Class F-2	8,417	753	689	61	(6,170)	(552)	2,936	262
Class F-3	10,069	899	855	77	(6,242)	(559)	4,682	417
Total net increase (decrease)	$56,852	5,075	$5,819	520	$(72,495)	(6,452)	$(9,824)	(857)

Year ended July 31, 2020

Class A	$42,411	3,853	$4,143	377	$(28,234)	(2,593)	$18,320	1,637
Class C	2,562	232	173	16	(4,294)	(391)	(1,559)	(143)
Class T	—	—	—	—	—	—	—	—
Class F-1	2,867	258	42	4	(2,544)	(229)	365	33
Class F-2	11,748	1,072	761	69	(13,850)	(1,282)	(1,341)	(141)
Class F-3	8,370	762	863	78	(8,996)	(828)	237	12
Total net increase (decrease)	$67,958	6,177	$5,982	544	$(57,918)	(5,323)	$16,022	1,398

*	Includes exchanges between share classes of the fund.

11. Investment transactions

Each fund made purchases and sales of investment securities, excluding short-term securities and U.S. government obligations, if any, during the year ended July 31, 2021, as follows (dollars in thousands):

Fund	Purchases	Sales
American Funds Short-Term Tax-Exempt Bond Fund	$931,878	$703,486
Limited Term Tax-Exempt Bond Fund of America	3,725,716	2,419,500
The Tax-Exempt Bond Fund of America	5,937,557	4,899,658
American High-Income Municipal Bond Fund	3,192,094	2,008,133
The Tax-Exempt Fund of California	638,173	487,274
American Funds Tax-Exempt Fund of New York	67,058	84,926

358	American Funds Tax-Exempt Funds

12. Ownership concentration

At July 31, 2021, American Funds Tax-Exempt Preservation Portfolio held 13% of the outstanding shares of American Funds Short-Term Tax-Exempt Bond Fund. CRMC is the investment adviser to both of the funds.

American Funds Tax-Exempt Funds	359

Financial highlights

American Funds Short-Term Tax-Exempt Bond Fund

		Income from investment operations[1]				Dividends and distributions
Year ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations		Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)		Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class A:
7/31/2021	$10.37	$.07	$(.01)	$.06		$(.07)	$(.03)	$(.10)	$10.33	.56%		$1,161		.57%		.57%		.68%
7/31/2020	10.19	.13	.18	.31		(.13)	—	(.13)	10.37	3.07		938		.58		.58		1.27
7/31/2019	10.04	.16	.15	.31		(.16)	—	(.16)	10.19	3.09		767		.59		.59		1.56
7/31/2018	10.15	.13	(.11)	.02		(.13)	—	(.13)	10.04	.24		752		.58		.58		1.33
7/31/2017	10.22	.12	(.07)	.05		(.12)	—	(.12)	10.15	.46		739		.59		.59		1.15
Class T:
7/31/2021	10.37	.09	(.01)	.08		(.09)	(.03)	(.12)	10.33	.72	[4]	—	[5]	.42	[4]	.42	[4]	.84	[4]
7/31/2020	10.19	.15	.18	.33		(.15)	—	(.15)	10.37	3.22	[4]	—	[5]	.43	[4]	.42	[4]	1.43	[4]
7/31/2019	10.04	.17	.15	.32		(.17)	—	(.17)	10.19	3.20	[4]	—	[5]	.47	[4]	.47	[4]	1.67	[4]
7/31/2018	10.15	.15	(.11)	.04		(.15)	—	(.15)	10.04	.36	[4]	—	[5]	.47	[4]	.47	[4]	1.44	[4]
7/31/2017[6,7]	10.11	.04	.04	.08		(.04)	—	(.04)	10.15	.82	[4,8]	—	[5]	.15	[4,8]	.15	[4,8]	.42	[4,8]
Class F-1:
7/31/2021	10.37	.05	(.01)	.04		(.05)	(.03)	(.08)	10.33	.37		9		.76		.76		.51
7/31/2020	10.19	.11	.18	.29		(.11)	—	(.11)	10.37	2.87		9		.77		.76		1.08
7/31/2019	10.04	.13	.15	.28		(.13)	—	(.13)	10.19	2.85		7		.81		.81		1.34
7/31/2018	10.15	.11	(.11)	—	[9]	(.11)	—	(.11)	10.04	.02		7		.80		.80		1.10
7/31/2017	10.22	.09	(.07)	.02		(.09)	—	(.09)	10.15	.23		9		.82		.82		.92
Class F-2:
7/31/2021	10.37	.08	(.01)	.07		(.08)	(.03)	(.11)	10.33	.68		290		.45		.45		.80
7/31/2020	10.19	.14	.18	.32		(.14)	—	(.14)	10.37	3.19		218		.46		.45		1.40
7/31/2019	10.04	.17	.15	.32		(.17)	—	(.17)	10.19	3.17		182		.49		.49		1.67
7/31/2018	10.15	.14	(.11)	.03		(.14)	—	(.14)	10.04	.28		52		.54		.54		1.37
7/31/2017	10.22	.12	(.07)	.05		(.12)	—	(.12)	10.15	.49		47		.57		.57		1.17

See end of table for footnotes.

360	American Funds Tax-Exempt Funds

Financial highlights (continued)

American Funds Short-Term Tax-Exempt Bond Fund (continued)

		Income from investment operations[1]			Dividends and distributions
Year ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)	Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class F-3:
7/31/2021	$10.37	$.09	$(.01)	$.08	$(.09)	$(.03)	$(.12)	$10.33	.75%		$107	.39%		.38%		.86%
7/31/2020	10.19	.15	.18	.33	(.15)	—	(.15)	10.37	3.25		74	.40		.39		1.44
7/31/2019	10.04	.17	.15	.32	(.17)	—	(.17)	10.19	3.23		52	.44		.44		1.71
7/31/2018	10.15	.15	(.11)	.04	(.15)	—	(.15)	10.04	.38		45	.44		.44		1.45
7/31/2017[6,10]	10.07	.07	.08	.15	(.07)	—	(.07)	10.15	1.49	[8]	77	.47	[11]	.47	[11]	1.35	[11]
Class R-6:
7/31/2021	10.37	.09	(.01)	.08	(.09)	(.03)	(.12)	10.33	.75		229	.39		.38		.86
7/31/2020	10.19	.15	.18	.33	(.15)	—	(.15)	10.37	3.26		162	.39		.39		1.46
7/31/2019	10.04	.17	.15	.32	(.17)	—	(.17)	10.19	3.24		132	.43		.43		1.71
7/31/2018	10.15	.15	(.11)	.04	(.15)	—	(.15)	10.04	.38		122	.44		.44		1.48
7/31/2017[6,12]	10.09	.05	.06	.11	(.05)	—	(.05)	10.15	1.20	[8]	127	.17	[8]	.17	[8]	.51	[8]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	49%	65%	50%	34%	26%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	This column reflects the impact, if any, of certain reimbursements from CRMC. During some of the years shown, CRMC reimbursed a portion of miscellaneous fees and expenses.
[4]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[5]	Amount less than $1 million.
[6]	Based on operations for a period that is less than a full year.
[7]	Class T shares began investment operations on April 7, 2017.
[8]	Not annualized.
[9]	Amount less than $.01.
[10]	Class F-3 shares began investment operations on January 27, 2017.
[11]	Annualized.
[12]	Class R-6 shares began investment operations on March 17, 2017.

See notes to financial statements.

American Funds Tax-Exempt Funds	361

Financial highlights (continued)

Limited Term Tax-Exempt Bond Fund of America

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$16.23	$.16	$.08	$.24	$(.16)	$(.09)	$(.25)	$16.22	1.50%		$4,273		.58%		.98%
7/31/2020	15.93	.25	.36	.61	(.26)	(.05)	(.31)	16.23	3.88		3,539		.60		1.58
7/31/2019	15.52	.31	.41	.72	(.31)	—	(.31)	15.93	4.71		3,060		.59		2.00
7/31/2018	15.77	.31	(.25)	.06	(.31)	—	(.31)	15.52	.40		3,057		.59		2.00
7/31/2017	16.04	.32	(.27)	.05	(.32)	—	(.32)	15.77	.34		3,038		.59		2.04
Class C:
7/31/2021	16.23	.04	.08	.12	(.04)	(.09)	(.13)	16.22	.78		18		1.28		.28
7/31/2020	15.93	.13	.36	.49	(.14)	(.05)	(.19)	16.23	3.16		16		1.30		.89
7/31/2019	15.52	.20	.41	.61	(.20)	—	(.20)	15.93	3.94		18		1.33		1.27
7/31/2018	15.77	.20	(.25)	(.05)	(.20)	—	(.20)	15.52	(.34)		20		1.34		1.26
7/31/2017	16.04	.20	(.27)	(.07)	(.20)	—	(.20)	15.77	(.40)		25		1.33		1.30
Class T:
7/31/2021	16.23	.21	.08	.29	(.21)	(.09)	(.30)	16.22	1.80	[3]	—	[4]	.28	[3]	1.29	[3]
7/31/2020	15.93	.29	.36	.65	(.30)	(.05)	(.35)	16.23	4.18	[3]	—	[4]	.30	[3]	1.89	[3]
7/31/2019	15.52	.35	.41	.76	(.35)	—	(.35)	15.93	4.99	[3]	—	[4]	.33	[3]	2.27	[3]
7/31/2018	15.77	.36	(.25)	.11	(.36)	—	(.36)	15.52	.68	[3]	—	[4]	.33	[3]	2.26	[3]
7/31/2017[5,6]	15.68	.12	.09	.21	(.12)	—	(.12)	15.77	1.32	[3,7]	—	[4]	.10	[3,7]	.74	[3,7]
Class F-1:
7/31/2021	16.23	.15	.08	.23	(.15)	(.09)	(.24)	16.22	1.46		86		.61		.97
7/31/2020	15.93	.24	.36	.60	(.25)	(.05)	(.30)	16.23	3.85		97		.62		1.54
7/31/2019	15.52	.30	.41	.71	(.30)	—	(.30)	15.93	4.63		60		.67		1.93
7/31/2018	15.77	.30	(.25)	.05	(.30)	—	(.30)	15.52	.33		64		.66		1.93
7/31/2017	16.04	.31	(.27)	.04	(.31)	—	(.31)	15.77	.26		83		.67		1.96

See end of table for footnotes.

362	American Funds Tax-Exempt Funds

Financial highlights (continued)

Limited Term Tax-Exempt Bond Fund of America (continued)

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
7/31/2021	$16.23	$.20	$.08	$.28	$(.20)	$(.09)	$(.29)	$16.22	1.74%		$1,185	.34%		1.21%
7/31/2020	15.93	.28	.36	.64	(.29)	(.05)	(.34)	16.23	4.12		777	.36		1.81
7/31/2019	15.52	.34	.41	.75	(.34)	—	(.34)	15.93	4.91		500	.39		2.20
7/31/2018	15.77	.34	(.25)	.09	(.34)	—	(.34)	15.52	.58		353	.41		2.18
7/31/2017	16.04	.35	(.27)	.08	(.35)	—	(.35)	15.77	.51		309	.42		2.22
Class F-3:
7/31/2021	16.23	.21	.08	.29	(.21)	(.09)	(.30)	16.22	1.84		1,042	.24		1.27
7/31/2020	15.93	.30	.36	.66	(.31)	(.05)	(.36)	16.23	4.23		422	.26		1.91
7/31/2019	15.52	.36	.41	.77	(.36)	—	(.36)	15.93	5.02		308	.30		2.29
7/31/2018	15.77	.36	(.25)	.11	(.36)	—	(.36)	15.52	.70		187	.30		2.29
7/31/2017[5,8]	15.59	.19	.18	.37	(.19)	—	(.19)	15.77	2.37	[7]	112	.30	[9]	2.36	[9]
Class R-6:
7/31/2021	16.23	.21	.08	.29	(.21)	(.09)	(.30)	16.22	1.84		961	.24		1.31
7/31/2020	15.93	.30	.36	.66	(.31)	(.05)	(.36)	16.23	4.23		692	.26		1.88
7/31/2019	15.52	.36	.41	.77	(.36)	—	(.36)	15.93	5.02		307	.29		2.30
7/31/2018	15.77	.36	(.25)	.11	(.36)	—	(.36)	15.52	.70		284	.30		2.29
7/31/2017	16.04	.37	(.27)	.10	(.37)	—	(.37)	15.77	.63		296	.30		2.33

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	43%	56%	42%	28%	27%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[4]	Amount less than $1 million.
[5]	Based on operations for a period that is less than a full year.
[6]	Class T shares began investment operations on April 7, 2017.
[7]	Not annualized.
[8]	Class F-3 shares began investment operations on January 27, 2017.
[9]	Annualized.

See notes to financial statements.

American Funds Tax-Exempt Funds	363

Financial highlights (continued)

The Tax-Exempt Bond Fund of America

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$13.54	$.28	$.26	$.54	$(.28)	$(.02)	$(.30)	$13.78	4.06%		$14,558		.51%		2.07%
7/31/2020	13.29	.33	.25	.58	(.33)	—	(.33)	13.54	4.40		12,623		.52		2.46
7/31/2019	12.81	.37	.47	.84	(.36)	—	(.36)	13.29	6.71		10,868		.52		2.84
7/31/2018	12.98	.38	(.17)	.21	(.38)	—	(.38)	12.81	1.60		10,102		.53		2.91
7/31/2017	13.40	.40	(.42)	(.02)	(.40)	—	(.40)	12.98	(.09)		9,692		.53		3.12
Class C:
7/31/2021	13.54	.18	.26	.44	(.18)	(.02)	(.20)	13.78	3.28		370		1.26		1.33
7/31/2020	13.29	.23	.25	.48	(.23)	—	(.23)	13.54	3.64		376		1.26		1.73
7/31/2019	12.81	.27	.47	.74	(.26)	—	(.26)	13.29	5.88		407		1.31		2.06
7/31/2018	12.98	.27	(.17)	.10	(.27)	—	(.27)	12.81	.80		432		1.32		2.12
7/31/2017	13.40	.30	(.42)	(.12)	(.30)	—	(.30)	12.98	(.88)		474		1.32		2.33
Class T:
7/31/2021	13.54	.32	.26	.58	(.32)	(.02)	(.34)	13.78	4.32	[3]	—	[4]	.26	[3]	2.31	[3]
7/31/2020	13.29	.36	.25	.61	(.36)	—	(.36)	13.54	4.65	[3]	—	[4]	.27	[3]	2.70	[3]
7/31/2019	12.81	.40	.47	.87	(.39)	—	(.39)	13.29	6.93	[3]	—	[4]	.32	[3]	3.05	[3]
7/31/2018	12.98	.40	(.17)	.23	(.40)	—	(.40)	12.81	1.83	[3]	—	[4]	.32	[3]	3.12	[3]
7/31/2017[5,6]	12.85	.14	.13	.27	(.14)	—	(.14)	12.98	2.07	[3,7]	—	[4]	.10	[3,7]	1.06	[3,7]
Class F-1:
7/31/2021	13.54	.27	.26	.53	(.27)	(.02)	(.29)	13.78	3.97		270		.59		2.00
7/31/2020	13.29	.32	.25	.57	(.32)	—	(.32)	13.54	4.31		313		.60		2.39
7/31/2019	12.81	.36	.47	.83	(.35)	—	(.35)	13.29	6.58		338		.64		2.72
7/31/2018	12.98	.36	(.17)	.19	(.36)	—	(.36)	12.81	1.48		370		.65		2.80
7/31/2017	13.40	.39	(.43)	(.04)	(.38)	—	(.38)	12.98	(.22)		461		.66		2.99

See end of table for footnotes.

364	American Funds Tax-Exempt Funds

Financial highlights (continued)

The Tax-Exempt Bond Fund of America (continued)

		Income (loss) from investment operations[1]				Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations		Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
7/31/2021	$13.54	$.31	$.26	$.57		$(.31)	$(.02)	$(.33)	$13.78	4.24%		$5,469	.33%		2.24%
7/31/2020	13.29	.35	.25	.60		(.35)	—	(.35)	13.54	4.59		3,814	.34		2.63
7/31/2019	12.81	.39	.47	.86		(.38)	—	(.38)	13.29	6.86		2,778	.38		2.98
7/31/2018	12.98	.39	(.17)	.22		(.39)	—	(.39)	12.81	1.74		2,177	.39		3.05
7/31/2017	13.40	.42	(.42)	—	[8]	(.42)	—	(.42)	12.98	.03		1,909	.41		3.24
Class F-3:
7/31/2021	13.54	.32	.26	.58		(.32)	(.02)	(.34)	13.78	4.35		6,718	.23		2.36
7/31/2020	13.29	.36	.25	.61		(.36)	—	(.36)	13.54	4.70		7,950	.24		2.74
7/31/2019	12.81	.41	.47	.88		(.40)	—	(.40)	13.29	6.97		6,570	.27		3.09
7/31/2018	12.98	.41	(.17)	.24		(.41)	—	(.41)	12.81	1.84		5,397	.28		3.11
7/31/2017[5,9]	12.75	.22	.23	.45		(.22)	—	(.22)	12.98	3.54	[7]	1,555	.29	[10]	3.34	[10]
Class R-6:
7/31/2021	13.54	.32	.26	.58		(.32)	(.02)	(.34)	13.78	4.35		638	.23		2.35
7/31/2020	13.29	.36	.25	.61		(.36)	—	(.36)	13.54	4.70		473	.24		2.76
7/31/2019	12.81	.41	.47	.88		(.40)	—	(.40)	13.29	6.97		685	.27		3.09
7/31/2018	12.98	.41	(.17)	.24		(.41)	—	(.41)	12.81	1.85		550	.28		3.15
7/31/2017	13.40	.44	(.43)	.01		(.43)	—	(.43)	12.98	.15		380	.29		3.36

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	21%	24%	20%	17%	20%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[4]	Amount less than $1 million.
[5]	Based on operations for a period that is less than a full year.
[6]	Class T shares began investment operations on April 7, 2017.
[7]	Not annualized.
[8]	Amount less than $.01.
[9]	Class F-3 shares began investment operations on January 27, 2017.
[10]	Annualized.

See notes to financial statements.

American Funds Tax-Exempt Funds	365

Financial highlights (continued)

American High-Income Municipal Bond Fund

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$16.20	$.48	$1.04	$1.52	$(.49)	$(.03)	$(.52)	$17.20	9.52%		$5,875		.65%		2.91%
7/31/2020	16.33	.59	(.17)	.42	(.54)	(.01)	(.55)	16.20	2.68		4,871		.68		3.63
7/31/2019	15.78	.58	.54	1.12	(.57)	—	(.57)	16.33	7.28		4,637		.68		3.67
7/31/2018	15.73	.59	.04	.63	(.58)	—	(.58)	15.78	4.05		4,062		.69		3.72
7/31/2017	16.21	.60	(.49)	.11	(.59)	—	(.59)	15.73	.76		3,645		.67		3.86
Class C:
7/31/2021	16.20	.36	1.04	1.40	(.37)	(.03)	(.40)	17.20	8.76		209		1.35		2.22
7/31/2020	16.33	.48	(.17)	.31	(.43)	(.01)	(.44)	16.20	1.97		203		1.38		2.93
7/31/2019	15.78	.47	.54	1.01	(.46)	—	(.46)	16.33	6.49		238		1.41		2.94
7/31/2018	15.73	.47	.04	.51	(.46)	—	(.46)	15.78	3.29		227		1.43		2.97
7/31/2017	16.21	.48	(.49)	(.01)	(.47)	—	(.47)	15.73	—		229		1.43		3.10
Class T:
7/31/2021	16.20	.53	1.04	1.57	(.54)	(.03)	(.57)	17.20	9.84	[3]	—	[4]	.35	[3]	3.21	[3]
7/31/2020	16.33	.64	(.17)	.47	(.59)	(.01)	(.60)	16.20	2.99	[3]	—	[4]	.38	[3]	3.92	[3]
7/31/2019	15.78	.62	.54	1.16	(.61)	—	(.61)	16.33	7.55	[3]	—	[4]	.42	[3]	3.93	[3]
7/31/2018	15.73	.63	.04	.67	(.62)	—	(.62)	15.78	4.34	[3]	—	[4]	.43	[3]	3.98	[3]
7/31/2017[5,6]	15.50	.20	.23	.43	(.20)	—	(.20)	15.73	2.77	[3,7]	—	[4]	.12	[3,7]	1.28	[3,7]
Class F-1:
7/31/2021	16.20	.48	1.04	1.52	(.49)	(.03)	(.52)	17.20	9.50		125		.68		2.90
7/31/2020	16.33	.59	(.17)	.42	(.54)	(.01)	(.55)	16.20	2.66		146		.70		3.60
7/31/2019	15.78	.57	.54	1.11	(.56)	—	(.56)	16.33	7.21		180		.74		3.61
7/31/2018	15.73	.58	.04	.62	(.57)	—	(.57)	15.78	3.99		208		.75		3.65
7/31/2017	16.21	.59	(.49)	.10	(.58)	—	(.58)	15.73	.68		234		.75		3.77

See end of table for footnotes.

366	American Funds Tax-Exempt Funds

Financial highlights (continued)

American High-Income Municipal Bond Fund (continued)

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
7/31/2021	$16.20	$.52	$1.04	$1.56	$(.53)	$(.03)	$(.56)	$17.20	9.78%		$1,773	.41%		3.13%
7/31/2020	16.33	.63	(.17)	.46	(.58)	(.01)	(.59)	16.20	2.93		1,186	.44		3.86
7/31/2019	15.78	.61	.54	1.15	(.60)	—	(.60)	16.33	7.49		1,114	.47		3.87
7/31/2018	15.73	.62	.04	.66	(.61)	—	(.61)	15.78	4.26		798	.49		3.91
7/31/2017	16.21	.63	(.49)	.14	(.62)	—	(.62)	15.73	.93		605	.50		4.05
Class F-3:
7/31/2021	16.20	.54	1.04	1.58	(.55)	(.03)	(.58)	17.20	9.89		1,914	.31		3.22
7/31/2020	16.33	.65	(.17)	.48	(.60)	(.01)	(.61)	16.20	3.04		1,085	.33		3.97
7/31/2019	15.78	.63	.54	1.17	(.62)	—	(.62)	16.33	7.60		897	.37		3.97
7/31/2018	15.73	.64	.04	.68	(.63)	—	(.63)	15.78	4.37		646	.38		4.02
7/31/2017[5,8]	15.30	.32	.43	.75	(.32)	—	(.32)	15.73	4.96	[7]	421	.37	[9]	4.04	[9]
Class R-6:
7/31/2021	16.20	.54	1.04	1.58	(.55)	(.03)	(.58)	17.20	9.89		1,066	.31		3.25
7/31/2020	16.33	.65	(.17)	.48	(.60)	(.01)	(.61)	16.20	3.04		794	.33		3.98
7/31/2019	15.78	.63	.54	1.17	(.62)	—	(.62)	16.33	7.61		686	.37		3.98
7/31/2018	15.73	.64	.04	.68	(.63)	—	(.63)	15.78	4.37		550	.38		4.02
7/31/2017	16.21	.64	(.49)	.15	(.63)	—	(.63)	15.73	1.05		380	.38		4.16

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	24%	35%	20%	24%	30%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[4]	Amount less than $1 million.
[5]	Based on operations for a period that is less than a full year.
[6]	Class T shares began investment operations on April 7, 2017.
[7]	Not annualized.
[8]	Class F-3 shares began investment operations on January 27, 2017.
[9]	Annualized.

See notes to financial statements.

American Funds Tax-Exempt Funds	367

Financial highlights (continued)

The Tax-Exempt Fund of California

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$18.29	$.38	$.32	$.70	$(.38)	$(.07)	$(.45)	$18.54	3.92%		$2,033		.58%		2.10%
7/31/2020	18.08	.43	.30	.73	(.43)	(.09)	(.52)	18.29	4.14		1,941		.61		2.40
7/31/2019	17.43	.50	.65	1.15	(.50)	—	(.50)	18.08	6.73		1,784		.59		2.88
7/31/2018	17.63	.51	(.20)	.31	(.51)	—	(.51)	17.43	1.77		1,678		.61		2.90
7/31/2017	18.21	.54	(.59)	(.05)	(.53)	—	(.53)	17.63	(.22)		1,641		.60		3.05
Class C:
7/31/2021	18.29	.25	.32	.57	(.25)	(.07)	(.32)	18.54	3.14		54		1.33		1.35
7/31/2020	18.08	.30	.30	.60	(.30)	(.09)	(.39)	18.29	3.36		60		1.36		1.65
7/31/2019	17.43	.36	.65	1.01	(.36)	—	(.36)	18.08	5.90		69		1.38		2.10
7/31/2018	17.63	.37	(.20)	.17	(.37)	—	(.37)	17.43	.97		71		1.40		2.11
7/31/2017	18.21	.40	(.59)	(.19)	(.39)	—	(.39)	17.63	(1.00)		83		1.39		2.26
Class T:
7/31/2021	18.29	.43	.32	.75	(.43)	(.07)	(.50)	18.54	4.17	[3]	—	[4]	.34	[3]	2.33	[3]
7/31/2020	18.08	.48	.30	.78	(.48)	(.09)	(.57)	18.29	4.38	[3]	—	[4]	.37	[3]	2.62	[3]
7/31/2019	17.43	.54	.65	1.19	(.54)	—	(.54)	18.08	6.95	[3]	—	[4]	.39	[3]	3.09	[3]
7/31/2018	17.63	.54	(.20)	.34	(.54)	—	(.54)	17.43	1.98	[3]	—	[4]	.40	[3]	3.10	[3]
7/31/2017[5,6]	17.42	.18	.21	.39	(.18)	—	(.18)	17.63	2.24	[3,7]	—	[4]	.12	[3,7]	1.02	[3,7]
Class F-1:
7/31/2021	18.29	.37	.32	.69	(.37)	(.07)	(.44)	18.54	3.82		64		.67		2.01
7/31/2020	18.08	.42	.30	.72	(.42)	(.09)	(.51)	18.29	4.05		71		.70		2.31
7/31/2019	17.43	.48	.65	1.13	(.48)	—	(.48)	18.08	6.59		72		.72		2.76
7/31/2018	17.63	.49	(.20)	.29	(.49)	—	(.49)	17.43	1.64		75		.73		2.77
7/31/2017	18.21	.51	(.58)	(.07)	(.51)	—	(.51)	17.63	(.35)		76		.73		2.93

See end of table for footnotes.

368	American Funds Tax-Exempt Funds

Financial highlights (continued)

The Tax-Exempt Fund of California (continued)

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]	Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
7/31/2021	$18.29	$.42	$.32	$.74	$(.42)	$(.07)	$(.49)	$18.54	4.10%	$634	.40%		2.27%
7/31/2020	18.08	.47	.30	.77	(.47)	(.09)	(.56)	18.29	4.33	547	.42		2.58
7/31/2019	17.43	.53	.65	1.18	(.53)	—	(.53)	18.08	6.88	411	.45		3.02
7/31/2018	17.63	.53	(.20)	.33	(.53)	—	(.53)	17.43	1.89	257	.48		3.03
7/31/2017	18.21	.56	(.59)	(.03)	(.55)	—	(.55)	17.63	(.09)	200	.48		3.18
Class F-3:
7/31/2021	18.29	.43	.32	.75	(.43)	(.07)	(.50)	18.54	4.20	440	.31		2.36
7/31/2020	18.08	.48	.30	.78	(.48)	(.09)	(.57)	18.29	4.42	320	.33		2.67
7/31/2019	17.43	.55	.64	1.19	(.54)	—	(.54)	18.08	6.98	241	.36		3.11
7/31/2018	17.63	.55	(.20)	.35	(.55)	—	(.55)	17.43	2.01	174	.37		3.13
7/31/2017[5,8]	17.27	.29	.36	.65	(.29)	—	(.29)	17.63	3.79 [7]	124	.38	[9]	3.25	[9]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	17%	26%	27%	14%	21%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[4]	Amount less than $1 million.
[5]	Based on operations for a period that is less than a full year.
[6]	Class T shares began investment operations on April 7, 2017.
[7]	Not annualized.
[8]	Class F-3 shares began investment operations on January 27, 2017.
[9]	Annualized.

See notes to financial statements.

American Funds Tax-Exempt Funds	369

Financial highlights (continued)

American Funds Tax-Exempt Fund of New York

		Income (loss) from investment operations[1]			Dividends and distributions
Year ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)		Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)		Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class A:
7/31/2021	$11.10	$.24	$.35	$.59	$(.24)	$—	[4]	$(.24)	$11.45	5.46%		$208		.67%		.62%		2.19%
7/31/2020	11.02	.27	.07	.34	(.26)	—		(.26)	11.10	3.18		220		.67		.62		2.43
7/31/2019	10.61	.28	.41	.69	(.28)	—		(.28)	11.02	6.57		200		.67		.67		2.60
7/31/2018	10.80	.27	(.19)	.08	(.27)	—		(.27)	10.61	.75	[5]	183		.72	[5]	.69	[5]	2.52	[5]
7/31/2017	11.12	.27	(.32)	(.05)	(.27)	—		(.27)	10.80	(.39)[5]		169		.74	[5]	.69	[5]	2.55	[5]
Class C:
7/31/2021	11.10	.16	.35	.51	(.16)	—	[4]	(.16)	11.45	4.67		11		1.42		1.37		1.43
7/31/2020	11.02	.19	.07	.26	(.18)	—		(.18)	11.10	2.41		10		1.42		1.37		1.68
7/31/2019	10.61	.19	.41	.60	(.19)	—		(.19)	11.02	5.74		12		1.46		1.45		1.81
7/31/2018	10.80	.19	(.19)	— [4]	(.19)	—		(.19)	10.61	(.04)		12		1.52		1.48		1.73
7/31/2017	11.12	.19	(.32)	(.13)	(.19)	—		(.19)	10.80	(1.17)		12		1.52		1.48		1.76
Class T:
7/31/2021	11.10	.27	.35	.62	(.27)	—	[4]	(.27)	11.45	5.72	[5]	—	[6]	.42	[5]	.37	[5]	2.43	[5]
7/31/2020	11.02	.30	.07	.37	(.29)	—		(.29)	11.10	3.42	[5]	—	[6]	.42	[5]	.38	[5]	2.66	[5]
7/31/2019	10.61	.30	.41	.71	(.30)	—		(.30)	11.02	6.78	[5]	—	[6]	.47	[5]	.46	[5]	2.79	[5]
7/31/2018	10.80	.29	(.19)	.10	(.29)	—		(.29)	10.61	.98	[5]	—	[6]	.52	[5]	.48	[5]	2.73	[5]
7/31/2017[7,8]	10.68	.09	.13	.22	(.10)	—		(.10)	10.80	2.02	[5,9]	—	[6]	.19	[5,9]	.15	[5,9]	.87	[5,9]
Class F-1:
7/31/2021	11.10	.24	.35	.59	(.24)	—	[4]	(.24)	11.45	5.44	[5]	3		.69	[5]	.63	[5]	2.16	[5]
7/31/2020	11.02	.27	.07	.34	(.26)	—		(.26)	11.10	3.16	[5]	2		.68	[5]	.64	[5]	2.41	[5]
7/31/2019	10.61	.27	.41	.68	(.27)	—		(.27)	11.02	6.52	[5]	2		.72	[5]	.71	[5]	2.55	[5]
7/31/2018	10.80	.26	(.19)	.07	(.26)	—		(.26)	10.61	.69	[5]	2		.79	[5]	.75	[5]	2.45	[5]
7/31/2017	11.12	.27	(.32)	(.05)	(.27)	—		(.27)	10.80	(.38)[5]		3		.73	[5]	.68	[5]	2.56	[5]

See end of table for footnotes.

370	American Funds Tax-Exempt Funds

Financial highlights (continued)

American Funds Tax-Exempt Fund of New York (continued)

		Income (loss) from investment operations[1]			Dividends and distributions
Year ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)		Total dividends and distributions	Net asset value, end of period	Total return[2,3]	Net assets, end of period (in millions)	Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class F-2:
7/31/2021	$11.10	$.26	$.35	$.61	$(.26)	$—	[4]	$(.26)	$11.45	5.65%	$31	.49%		.44%		2.36%
7/31/2020	11.02	.29	.07	.36	(.28)	—		(.28)	11.10	3.36	27	.49		.45		2.60
7/31/2019	10.61	.29	.41	.70	(.29)	—		(.29)	11.02	6.74	29	.51		.51		2.75
7/31/2018	10.80	.29	(.19)	.10	(.29)	—		(.29)	10.61	.89	16	.59		.54		2.67
7/31/2017	11.12	.29	(.32)	(.03)	(.29)	—		(.29)	10.80	(.26)	11	.58		.56		2.68
Class F-3:
7/31/2021	11.10	.28	.35	.63	(.28)	—	[4]	(.28)	11.45	5.76	39	.39		.34		2.46
7/31/2020	11.02	.31	.07	.38	(.30)	—		(.30)	11.10	3.46	33	.39		.35		2.71
7/31/2019	10.61	.30	.41	.71	(.30)	—		(.30)	11.02	6.83	32	.42		.42		2.84
7/31/2018	10.80	.30	(.19)	.11	(.30)	—		(.30)	10.61	1.00	26	.48		.44		2.78
7/31/2017[7,10]	10.58	.15	.22	.37	(.15)	—		(.15)	10.80	3.54 [9]	16	.58	[11]	.45	[11]	2.79	[11]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	24%	27%	16%	21%	27%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	This column reflects the impact, if any, of certain reimbursements from CRMC. During the periods shown, CRMC reimbursed a portion of miscellaneous fees and expenses.
[4]	Amount less than $.01.
[5]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[6]	Amount less than $1 million.
[7]	Based on operations for a period that is less than a full year.
[8]	Class T shares began investment operations on April 7, 2017.
[9]	Not annualized.
[10]	Class F-3 shares began investment operations on January 27, 2017.
[11]	Annualized.

See notes to financial statements.

American Funds Tax-Exempt Funds	371

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund and American Funds Tax-Exempt Fund of New York and to the Board of Trustees of The American Funds Tax-Exempt Series II and Shareholders of The Tax-Exempt Fund of California

Opinions on the Financial Statements

We have audited the accompanying statements of assets and liabilities, including the summary investment portfolios, of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California (the sole fund constituting The American Funds Tax-Exempt Series II) and American Funds Tax-Exempt Fund of New York (hereafter collectively referred to as the “Funds”) as of July 31, 2021, the related statements of operations for the year ended July 31, 2021, the statements of changes in net assets for each of the two years in the period ended July 31, 2021, including the related notes, and the financial highlights for each of the periods indicated therein (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of each of the Funds as of July 31, 2021, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period ended July 31, 2021 and each of the financial highlights for each of the periods indicated therein in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinions

These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on the Funds’ financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Funds in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of July 31, 2021 by correspondence with the custodians and brokers; when replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinions.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
September 10, 2021

We have served as the auditor of one or more investment companies in The Capital Group Companies Investment Company Complex since 1934.

372	American Funds Tax-Exempt Funds

Capital Group Private Client Services FundsSM

Part B
Statement of Additional Information

January 1, 2022

This document is not a prospectus but should be read in conjunction with the current prospectus of Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund (collectively the “Municipal Bond Funds”) and Capital Group Core Bond Fund (the “Core Bond Fund”) (each of the Municipal Bond Funds and the Core Bond Fund a “fund” and collectively the “funds”) dated January 1, 2022. Except where the context indicates otherwise, all references herein to the “fund” apply to each of the funds listed below. The prospectus may be obtained from your Capital Group Private Client Services® investment counselor, by calling American Funds Service Company® at (800) 421-4996 or by writing to the fund at the following address:

Capital Group Private Client Services Funds
Attention: Secretary

6455 Irvine Center Drive

Irvine, California 92618

Capital Group Core Municipal FundSM	CCMPX
Capital Group Short-Term Municipal FundSM	CSTMX
Capital Group California Core Municipal FundSM	CCCMX
Capital Group California Short-Term Municipal FundSM	CCSTX
Capital Group Core Bond FundSM	CCBPX

Item	Page no.

Certain investment limitations and guidelines	2
Description of certain securities, investment techniques and risks	5
Fund policies	33
Management of the fund	35
Execution of portfolio transactions	53
Disclosure of portfolio holdings	57
Price of shares	59
Taxes and distributions	62
Purchase and exchange of shares	66
Selling shares	67
General information	69
Appendix	73

Schedule of investments
Financial statements

Capital Group Private Client Services Funds — Page 1

Certain investment limitations and guidelines

The following limitations and guidelines are considered at the time of purchase, under normal circumstances, and are based on a percentage of the fund’s net assets unless otherwise noted. This summary is not intended to reflect all of the fund’s investment limitations.

Capital Group Core Municipal Fund

· Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from federal income tax. The fund will not invest in securities that subject you to the federal alternative minimum tax.

· The fund invests primarily in municipal bonds with quality ratings of A- or A3 or better by Nationally Recognized Statistical Rating Organizations (“NRSROs”) designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality, including money market instruments or cash equivalents.

· The fund may invest up to 20% of its assets in municipal bonds in the rating categories of BBB or Baa by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality.

· Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be between three and 10 years.

Capital Group Short-Term Municipal Fund

· Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from federal income tax. The fund will not invest in securities that subject you to the federal alternative minimum tax.

· The fund invests primarily in municipal bonds with quality ratings of AA- or Aa3 or better by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality, including money market instruments or cash equivalents.

· The fund may invest up to 20% of its assets in municipal bonds in the rating categories of A- or A3 by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality.

· Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be no greater than three years.

Capital Group Private Client Services Funds — Page 2

Capital Group California Core Municipal Fund

· Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from federal and California income taxes. The fund will not invest in securities that subject you to the federal alternative minimum tax.

· The fund invests primarily in municipal bonds with quality ratings of A- or A3 or better by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality, including money market instruments or cash equivalents.

· The fund may invest up to 20% of its assets in municipal bonds in the rating categories of BBB or Baa by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality.

· Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be between three and 10 years.

Capital Group California Short-Term Municipal Fund

· Under normal circumstances, the fund will invest at least 80% of its assets in, or derive at least 80% of its income from, securities that are exempt from both federal and California income taxes. The fund will not invest in securities that subject you to the federal alternative minimum tax.

· The fund invests primarily in municipal bonds with quality ratings of A- or A3 or better by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality, including money market instruments or cash equivalents.

· The fund may also invest a portion of its assets in municipal bonds with quality ratings below A- or A3 by NRSROs designated by the fund’s investment adviser or unrated but determined by the fund’s investment adviser to be of equivalent quality.

· Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be no greater than three years.

Capital Group Core Bond Fund

· The fund will invest at least 80% of its assets in bonds (for purposes of this limit, bonds include any debt instrument and cash equivalents, and may include certain preferred securities), which may be represented by other investment instruments, including derivatives.

· The fund primarily invests in debt securities with quality ratings of A- or A3 or better by NRSROs designated by the fund’s investment adviser or unrated but determined to be of equivalent quality by the fund’s investment adviser, including money market instruments or cash equivalents.

· The fund may invest up to 10% of its assets in debt securities rated in the BBB or Baa rating categories by NRSROs designated by the fund’s investment adviser or unrated but determined to be of equivalent quality by the fund’s investment adviser.

· Under normal circumstances, the dollar-weighted average effective maturity of the fund’s portfolio will be between three and 10 years.

· The fund may invest only in securities of issuers domiciled outside the U.S. if they are U.S. dollar-denominated and are in the four highest rating categories.

Capital Group Private Client Services Funds — Page 3

· In determining the domicile of an issuer, the fund’s investment adviser will consider the domicile determination of a leading provider of global indexes, such as Morgan Stanley Capital International, and may also take into account such factors as where the issuer’s securities are listed and where the issuer is legally organized, maintains principal corporate offices, conducts its principal operations and/or generates revenues.

Municipal Bond Funds and Core Bond Fund

· In determining the quality rating of a particular bond, the fund currently intends to look to the ratings from Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings. If agency ratings of a bond differ, the bond will be considered to have received the highest of those ratings.

Municipal Bond Funds

· The funds may invest more than 25% of their assets in industrial development bonds.

* * * * * *

The funds may experience difficulty liquidating certain portfolio securities during significant market declines or periods of heavy redemptions.

Capital Group Private Client Services Funds — Page 4

Description of certain securities, investment techniques and risks

The descriptions below are intended to supplement the material in the prospectus under “Investment objectives, strategies and risks.”

Applicable to all funds

Market conditions – The value of, and the income generated by, the securities in which the fund invests may decline, sometimes rapidly or unpredictably, due to factors affecting certain issuers, particular industries or sectors, or the overall markets. Rapid or unexpected changes in market conditions could cause the fund to liquidate its holdings at inopportune times or at a loss or depressed value. The value of a particular holding may decrease due to developments related to that issuer, but also due to general market conditions, including real or perceived economic developments such as changes in interest rates, credit quality, inflation, or currency rates, or generally adverse investor sentiment. The value of a holding may also decline due to factors that negatively affect a particular industry or sector, such as labor shortages, increased production costs, or competitive conditions.

Global economies and financial markets are highly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Furthermore, local, regional and global events such as war, acts of terrorism, social unrest, natural disasters, the spread of infectious illness or other public health threats could also adversely impact issuers, markets and economies, including in ways that cannot necessarily be foreseen. The fund could be negatively impacted if the value of a portfolio holding were harmed by such conditions or events.

Significant market disruptions, such as those caused by pandemics, natural or environmental disasters, war, acts of terrorism, or other events, can adversely affect local and global markets and normal market operations. Market disruptions may exacerbate political, social, and economic risks. Additionally, market disruptions may result in increased market volatility; regulatory trading halts; closure of domestic or foreign exchanges, markets, or governments; or market participants operating pursuant to business continuity plans for indeterminate periods of time. Such events can be highly disruptive to economies and markets and significantly impact individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the fund’s investments and operation of the fund. These events could disrupt businesses that are integral to the fund’s operations or impair the ability of employees of fund service providers to perform essential tasks on behalf of the fund.

Governmental and quasi-governmental authorities may take a number of actions designed to support local and global economies and the financial markets in response to economic disruptions. Such actions may include a variety of significant fiscal and monetary policy changes, including, for example, direct capital infusions into companies, new monetary programs and significantly lower interest rates. These actions may result in significant expansion of public debt and may result in greater market risk. Additionally, an unexpected or quick reversal of these policies, or the ineffectiveness of these policies, could negatively impact overall investor sentiment and further increase volatility in securities markets.

Debt instruments — Debt securities, also known as “fixed income securities,” are used by issuers to borrow money. Bonds, notes, debentures, asset-backed securities (including those backed by mortgages), and loan participations and assignments are common types of debt securities. Generally, issuers pay investors periodic interest and repay the amount borrowed either periodically during the life of the security and/or at maturity. Some debt securities, such as zero coupon bonds, do not pay current interest, but are purchased at a discount from their face values and their values accrete over time to face value at maturity. Some debt securities bear interest at rates that are not fixed, but that vary with changes in specified market rates or indices. The market prices of debt securities fluctuate

Capital Group Private Client Services Funds — Page 5

depending on such factors as interest rates, credit quality and maturity. In general, market prices of debt securities decline when interest rates rise and increase when interest rates fall. These fluctuations will generally be greater for longer-term debt securities than for shorter-term debt securities. Prices of these securities can also be affected by financial contracts held by the issuer or third parties (such as derivatives) relating to the security or other assets or indices. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or they may pay only a small fraction of the amount owed. Direct indebtedness of countries, particularly developing countries, also involves a risk that the governmental entities responsible for the repayment of the debt may be unable, or unwilling, to pay interest and repay principal when due.

Lower rated debt securities, rated Ba1/BB+ or below by Nationally Recognized Statistical Rating Organizations, are described by the rating agencies as speculative and involve greater risk of default or price changes due to changes in the issuer’s creditworthiness than higher rated debt securities, or they may already be in default. Such securities are sometimes referred to as “junk bonds” or high yield bonds. The market prices of these securities may fluctuate more than higher quality securities and may decline significantly in periods of general economic difficulty. It may be more difficult to dispose of, and to determine the value of, lower rated debt securities. Investment grade bonds in the ratings categories A or Baa/BBB also may be more susceptible to changes in market or economic conditions than bonds rated in the highest rating categories.

Certain additional risk factors relating to debt securities are discussed below:

Sensitivity to interest rate and economic changes — Debt securities may be sensitive to economic changes, political and corporate developments, and interest rate changes. In addition, during an economic downturn or a period of rising interest rates, issuers that are highly leveraged may experience increased financial stress that could adversely affect their ability to meet projected business goals, to obtain additional financing and to service their principal and interest payment obligations. Periods of economic change and uncertainty also can be expected to result in increased volatility of market prices and yields of certain debt securities and derivative instruments. As discussed under “Market conditions” above in this statement of additional information, governments and quasi-governmental authorities may take actions to support local and global economies and financial markets during periods of economic crisis, including direct capital infusions into companies, new monetary programs and significantly lower interest rates. Such actions may expose fixed income markets to heightened volatility and may reduce liquidity for certain investments, which could cause the value of the fund’s portfolio to decline.

Payment expectations — Debt securities may contain redemption or call provisions. If an issuer exercises these provisions in a lower interest rate market, the fund may have to replace the security with a lower yielding security, resulting in decreased income to investors. If the issuer of a debt security defaults on its obligations to pay interest or principal or is the subject of bankruptcy proceedings, the fund may incur losses or expenses in seeking recovery of amounts owed to it.

Liquidity and valuation — There may be little trading in the secondary market for particular debt securities, which may affect adversely the fund’s ability to value accurately or dispose of such debt securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the value and/or liquidity of debt securities.

Credit ratings for debt securities provided by rating agencies reflect an evaluation of the safety of principal and interest payments, not market value risk. The rating of an issuer is a rating agency’s view of past and future potential developments related to the issuer and may not necessarily reflect actual outcomes. There can be a lag between the time of developments relating to an issuer and the time a

Capital Group Private Client Services Funds — Page 6

rating is assigned and updated. The investment adviser considers these ratings of securities as one of many criteria in making its investment decisions.

Bond rating agencies may assign modifiers (such as +/–) to ratings categories to signify the relative position of a credit within the rating category. Investment policies that are based on ratings categories should be read to include any security within that category, without giving consideration to the modifier except where otherwise provided. See the Appendix to this statement of additional information for more information about credit ratings.

Municipal bonds — Municipal bonds are debt obligations that are exempt from federal, state and/or local income taxes. Opinions relating to the validity of municipal bonds, exclusion of municipal bond interest from an investor’s gross income for federal income tax purposes and, where applicable, state and local income tax, are rendered by bond counsel to the issuing authorities at the time of issuance.

The two principal classifications of municipal bonds are general obligation bonds and limited obligation or revenue bonds. General obligation bonds are secured by the issuer’s pledge of its full faith and credit including, if available, its taxing power for the payment of principal and interest. Issuers of general obligation bonds include states, counties, cities, towns and various regional or special districts. The proceeds of these obligations are used to fund a wide range of public facilities, such as the construction or improvement of schools, highways and roads, water and sewer systems and facilities for a variety of other public purposes. Lease revenue bonds or certificates of participation in leases are payable from annual lease rental payments from a state or locality. Annual rental payments are payable to the extent such rental payments are appropriated annually.

Typically, the only security for a limited obligation or revenue bond is the net revenue derived from a particular facility or class of facilities financed thereby or, in some cases, from the proceeds of a special tax or other special revenues. Revenue bonds have been issued to fund a wide variety of revenue-producing public capital projects including: electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; hospitals; and convention, recreational, tribal gaming and housing facilities. Although the security behind these bonds varies widely, many provide additional security in the form of a debt service reserve fund which may also be used to make principal and interest payments on the issuer's obligations. In addition, some revenue obligations (as well as general obligations) are insured by a bond insurance company or backed by a letter of credit issued by a banking institution.

Revenue bonds also include, for example, pollution control, health care and housing bonds, which, although nominally issued by municipal authorities, are generally not secured by the taxing power of the municipality but by the revenues of the authority derived from payments by the private entity which owns or operates the facility financed with the proceeds of the bonds. Obligations of housing finance authorities have a wide range of security features, including reserve funds and insured or subsidized mortgages, as well as the net revenues from housing or other public projects. Many of these bonds do not generally constitute the pledge of the credit of the issuer of such bonds. The credit quality of such revenue bonds is usually directly related to the credit standing of the user of the facility being financed or of an institution which provides a guarantee, letter of credit or other credit enhancement for the bond issue.

Insured municipal bonds — The fund may invest in municipal bonds that are insured generally as to the timely payment of interest and repayment of principal. The insurance for such bonds may be purchased by the bond issuer, the fund or any other party, and is usually purchased from private, non-governmental insurance companies. Insurance that covers a municipal bond is expected to protect the fund against losses caused by a bond issuer’s failure to make interest or principal payments. However, insurance does not guarantee the market value of the bond or the prices of the fund’s shares. Also, the investment adviser cannot be certain that the insurance company will make payments it guarantees.

Capital Group Private Client Services Funds — Page 7

The market value of the bond could drop if a bond's insurer fails to fulfill its obligations. Market conditions or changes to ratings criteria could adversely impact the ratings of municipal bond insurers. When rating agencies lower or withdraw the credit rating of the insurer, the insurance may be providing little or no enhancement of credit or resale value to the municipal bond.

Variable and floating rate obligations — The interest rates payable on certain securities and other instruments in which the fund may invest may not be fixed but may fluctuate based upon changes in market interest rates or credit ratings. Variable and floating rate obligations bear coupon rates that are adjusted at designated intervals, based on the then current market interest rates or credit ratings. The rate adjustment features tend to limit the extent to which the market value of the obligations will fluctuate. When the fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the net asset value of the fund’s shares.

The London Interbank Offered Rate (“LIBOR”) is one of the most widely used interest rate benchmarks and is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On July 27, 2017, the U.K. Financial Conduct Authority (“FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. On March 5, 2021, the FCA and ICE Benchmark Administration, Limited (IBA), the administrator of LIBOR, announced that the publication of the one-week and two-month USD LIBOR maturities and non-USD LIBOR maturities will cease immediately after December 31, 2021, with the remaining USD LIBOR maturities ceasing immediately after June 30, 2023. As a result, LIBOR may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on certain loans, bonds, derivatives and other instruments in the fund’s portfolio.

Public and private sector industry initiatives have been underway to identify new or alternative reference rates to be used in place of LIBOR. In the US, the Alternative Reference Rates Committee (ARCC), a group of market participants convened to help ensure a successful transition away from USD LIBOR, has identified the Secured Overnight Financing Rate (“SOFR”), which is intended to be a broad measure of secured overnight U.S. Treasury repo rates, as its preferred alternative rate. Working groups and regulators in other countries have suggested other alternative rates for their markets. There is no assurance that the composition or characteristics of any such alternative reference rate will be similar to or produce the same value or economic equivalence as LIBOR or that instruments using an alternative rate will have the same volume or liquidity. This, in turn, may affect the value or return on certain of the fund’s investments, result in costs incurred in connection with closing out positions and entering into new trades and reduce the effectiveness of related fund transactions such as hedges. Relatedly, there are outstanding contracts governing bonds and other instruments which reference LIBOR that are due to mature beyond the LIBOR cessation date. These “legacy contracts” will need to be transitioned to an alternative reference rate, and a failure to do so may adversely impact the security (for example, under existing contract language the instrument could fall back to a fixed rate or have no fallback rate) and create contractual uncertainty, as well as market and litigation risk. Although there are ongoing efforts among certain government entities and other organizations to address these uncertainties, the ultimate effectiveness of such efforts is not yet known. These risks may also apply with respect to potential changes in connection with other interbank offering rates (e.g., Euribor) and other indices, rates and values that may be used as “benchmarks” and are the subject of recent regulatory reform.

Maturity — In calculating the effective maturity or average life of a particular debt security, a put, call, sinking fund or other feature will be considered to the extent it results in a security whose market characteristics indicate an effective maturity or average life that is shorter than its nominal or stated maturity. The investment adviser will consider the impact on effective maturity of potential changes in the financial condition of issuers and in market interest rates in making investment selections for the fund.

Capital Group Private Client Services Funds — Page 8

Adjustment of maturities — The investment adviser seeks to anticipate movements in interest rates and may adjust the maturity distribution of a portfolio accordingly, keeping in mind the fund’s objectives.

Derivatives — In pursuing its investment objective, the fund may invest in derivative instruments. A derivative is a financial instrument, the value of which depends on, or is otherwise derived from, another underlying variable. Most often, the variable underlying a derivative is the price of a traded asset, such as a traditional cash security (e.g., a stock or bond), a currency or a commodity; however, the value of a derivative can be dependent on almost any variable, from the level of an index or a specified rate to the occurrence (or non-occurrence) of a credit event with respect to a specified reference asset. The fund may take positions in futures contracts and swaps, each of which is a derivative instrument described in greater detail below.

Derivative instruments may be distinguished by the manner in which they trade: some are standardized instruments that trade on an organized exchange while others are individually negotiated and traded in the over-the-counter (OTC) market. Derivatives also range broadly in complexity, from simple derivatives to more complex instruments. As a general matter, however, all derivatives — regardless of the manner in which they trade or their relative complexities — entail certain risks, some of which are different from, and potentially greater than, the risks associated with investing directly in traditional cash securities.

As is the case with traditional cash securities, derivative instruments are generally subject to counterparty credit risk; however, in some cases, derivatives may pose counterparty risks greater than those posed by cash securities. The use of derivatives involves the risk that a loss may be sustained by the fund as a result of the failure of the fund’s counterparty to make required payments or otherwise to comply with its contractual obligations. For some derivatives, though, the value of — and, in effect, the return on — the instrument may be dependent on both the individual credit of the fund’s counterparty and on the credit of one or more issuers of any underlying assets. If the fund does not correctly evaluate the creditworthiness of its counterparty and, where applicable, of issuers of any underlying reference assets, the fund’s investment in a derivative instrument may result in losses. Further, if a fund’s counterparty were to default on its obligations, the fund’s contractual remedies against such counterparty may be subject to applicable bankruptcy and insolvency laws, which could affect the fund’s rights as a creditor and delay or impede the fund’s ability to receive the net amount of payments that it is contractually entitled to receive.

The value of some derivative instruments in which the fund invests may be particularly sensitive to changes in prevailing interest rates, currency exchange rates or other market conditions. Like the fund’s other investments, the ability of the fund to successfully utilize such derivative instruments may depend in part upon the ability of the fund’s investment adviser to accurately forecast interest rates and other economic factors. The success of the fund’s derivative investment strategy will also depend on the investment adviser’s ability to assess and predict the impact of market or economic developments on the derivative instruments in which the fund invests, in some cases without having had the benefit of observing the performance of a derivative under all possible market conditions. If the investment adviser incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, or if the investment adviser incorrectly predicts the impact of developments on a derivative instrument, the fund could be exposed to the risk of loss.

Certain derivatives may also be subject to liquidity and valuation risks. The potential lack of a liquid secondary market for a derivative (and, particularly, for an OTC derivative) may cause difficulty in valuing or selling the instrument. If a derivative transaction is particularly large or if the relevant market is illiquid, as is often the case with many privately-negotiated OTC derivatives, the fund may not be able to initiate a transaction or to liquidate a position at an advantageous time or price. Particularly when there is no liquid secondary market for the fund’s derivative positions, the fund may encounter difficulty in valuing such illiquid positions. The value of a derivative instrument does not always correlate perfectly with its underlying asset, rate or index, and many derivatives, and OTC derivatives

Capital Group Private Client Services Funds — Page 9

in particular, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the fund.

Because certain derivative instruments may obligate the fund to make one or more potential future payments, which could significantly exceed the value of the fund’s initial investments in such instruments, derivative instruments may also have a leveraging effect on the fund’s portfolio. Certain derivatives have the potential for unlimited loss, irrespective of the size of the fund’s investment in the instrument. When a fund leverages its portfolio, investments in that fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. In accordance with currently applicable regulatory requirements, the fund will generally segregate or earmark liquid assets, or enter into offsetting financial positions, to cover its obligations under derivative instruments, effectively limiting the risk of leveraging the fund’s portfolio. Because the fund is legally required to maintain asset coverage or offsetting positions in connection with leveraging derivative instruments, the fund’s investments in such derivatives may also require the fund to buy or sell portfolio securities at disadvantageous times or prices in order to comply with applicable requirements.

In October 2020, the SEC adopted a new rule applicable to the fund’s use of derivatives. The new rule, among other things, generally requires a fund to adopt a derivatives risk management program, appoint a derivatives risk manager and comply with an outer limit on fund leverage risk based on value at risk, or “VaR”. However, subject to certain conditions, if a fund uses derivatives only in a limited manner, it may be deemed a limited derivatives user and would not be subject to the full requirements of the new rule. The SEC also eliminated the asset segregation and cover framework, described above, arising from prior SEC guidance for covering derivatives and certain financial instruments effective at the time that a fund complies with the new rule. Compliance with the new rule will be required beginning in August 2022. The implementation of these requirements may limit the ability of the fund to use derivatives as part of its investment strategy.

Futures — The fund may enter into futures contracts to seek to manage the fund’s interest rate sensitivity by increasing or decreasing the duration of the fund or a portion of the fund’s portfolio. A futures contract is an agreement to buy or sell a security or other financial instrument (the “reference asset”) for a set price on a future date. Futures contracts are standardized, exchange-traded contracts, and, when a futures contract is bought or sold, the fund will incur brokerage fees and will be required to maintain margin deposits.

Unlike when the fund purchases or sells a security, such as a stock or bond, no price is paid or received by the fund upon the purchase or sale of a futures contract. When the fund enters into a futures contract, the fund is required to deposit with its futures broker, known as a futures commission merchant (FCM), a specified amount of liquid assets in a segregated account in the name of the FCM at the applicable derivatives clearinghouse or exchange. This amount, known as initial margin, is set by the futures exchange on which the contract is traded and may be significantly modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract, which is returned to the fund upon termination of the contract, assuming all contractual obligations have been satisfied. Additionally, on a daily basis, the fund pays or receives cash, or variation margin, equal to the daily change in value of the futures contract. Variation margin does not represent a borrowing or loan by the fund but is instead a settlement between the fund and the FCM of the amount one party would owe the other if the futures contract expired. In computing daily net asset value, the fund will mark-to-market its open futures positions. In the event of the bankruptcy or insolvency of an FCM that holds margin on behalf of the fund, the fund may be entitled to return of margin owed to it only in proportion to the amount received by the FCM’s other customers, potentially resulting in losses to the fund. An event of bankruptcy or insolvency at a clearinghouse or exchange holding initial margin could also result in losses for the fund.

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When the fund invests in futures contracts and deposits margin with an FCM, the fund becomes subject to so-called “fellow customer” risk – that is, the risk that one or more customers of the FCM will default on their obligations and that the resulting losses will be so great that the FCM will default on its obligations and margin posted by one customer, such as the fund, will be used to cover a loss caused by a different defaulting customer. Applicable rules generally prohibit the use of one customer’s funds to meet the obligations of another customer and limit the ability of an FCM to use margin posed by non-defaulting customers to satisfy losses caused by defaulting customers. As a general matter, an FCM is required to use its own funds to meet a defaulting customer’s obligations. While a customer’s loss would likely need to be substantial before non-defaulting customers would be exposed to loss on account of fellow customer risk, applicable rules nevertheless permit the commingling of margin and do not limit the mutualization of customer losses from investment losses, custodial failures, fraud or other causes. If the loss is so great that, notwithstanding the application of an FCM’s own funds, there is a shortfall in the amount of customer funds required to be held in segregation, the FCM could default and be placed into bankruptcy. Under these circumstances, bankruptcy law provides that non-defaulting customers will share pro rata in any shortfall. A shortfall in customer segregated funds may also make the transfer of the accounts of non-defaulting customers to another FCM more difficult.

Although certain futures contracts, by their terms, require actual future delivery of and payment for the reference asset, in practice, most futures contracts are usually closed out before the delivery date by offsetting purchases or sales of matching futures contracts. Closing out an open futures contract purchase or sale is effected by entering into an offsetting futures contract sale or purchase, respectively, for the same aggregate amount of the identical reference asset and the same delivery date with the same FCM. If the offsetting purchase price is less than the original sale price (in each case taking into account transaction costs, including brokerage fees), the fund realizes a gain; if it is more, the fund realizes a loss. Conversely, if the offsetting sale price is more than the original purchase price (in each case taking into account transaction costs, including brokerage fees), the fund realizes a gain; if it is less, the fund realizes a loss.

Under current regulations, the fund is generally required to segregate liquid assets equivalent to the fund’s outstanding obligations under each futures contract. With respect to long positions in futures contracts that are not legally required to cash settle, the fund will segregate or earmark liquid assets in an amount equal to the contract price the fund will be required to pay on settlement less the amount of margin deposited with an FCM. For short positions in futures contracts that are not legally required to cash settle, the fund will segregate or earmark liquid assets in an amount that, when added to the amounts deposited with an FCM as margin, equals the market value of the reference asset underlying the futures contract. With respect to futures contracts that are required to cash settle, however, the fund is permitted to segregate or earmark liquid assets in an amount that, when added to the amounts deposited with an FCM as margin, equals the fund’s daily marked-to-market (net) obligation under the contract (i.e., the daily market value of the contract itself), if any; in other words, the fund may set aside its daily net liability, if any, rather than the notional value of the futures contract. By segregating or earmarking assets equal only to its net obligation under cash-settled futures, the fund may be able to utilize these contracts to a greater extent than if the fund were required to segregate or earmark assets equal to the full contract price or current market value of the futures contract. Such segregation of assets is intended to ensure that the fund has assets available to satisfy its obligations with respect to futures contracts and to limit any potential leveraging of the fund’s portfolio. However, segregation of liquid assets will not limit the fund’s exposure to loss. To maintain a sufficient amount of segregated assets, the fund may also have to sell less liquid portfolio securities at disadvantageous prices, and the earmarking of liquid assets will have the effect of limiting the fund’s ability to otherwise invest those assets in other securities or instruments.

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The value of a futures contract tends to increase and decrease in tandem with the value of its underlying reference asset. Purchasing futures contracts will, therefore, tend to increase the fund’s exposure to positive and negative price fluctuations in the reference asset, much as if the fund had purchased the reference asset directly. When the fund sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the market for the reference asset. Accordingly, selling futures contracts will tend to offset both positive and negative market price changes, much as if the reference asset had been sold.

There is no assurance that a liquid market will exist for any particular futures contract at any particular time. Futures exchanges may establish daily price fluctuation limits for futures contracts and may halt trading if a contract’s price moves upward or downward more than the limit in a given day. On volatile trading days, when the price fluctuation limit is reached and a trading halt is imposed, it may be impossible to enter into new positions or close out existing positions. If the market for a futures contract is not liquid because of price fluctuation limits or other market conditions, the fund may be prevented from promptly liquidating unfavorable futures positions and the fund could be required to continue to hold a position until delivery or expiration regardless of changes in its value, potentially subjecting the fund to substantial losses. Additionally, the fund may not be able to take other actions or enter into other transactions to limit or reduce its exposure to the position. Under such circumstances, the fund would remain obligated to meet margin requirements until the position is cleared. As a result, the fund’s access to other assets held to cover its futures positions could also be impaired.

Although futures exchanges generally operate similarly in the United States and abroad, foreign futures exchanges may follow trading, settlement and margin procedures that are different than those followed by futures exchanges in the United States. Futures contracts traded outside the United States may not involve a clearing mechanism or related guarantees and may involve greater risk of loss than U.S.-traded contracts, including potentially greater risk of losses due to insolvency of a futures broker, exchange member, or other party that may owe initial or variation margin to the fund. Margin requirements on foreign futures exchanges may be different than those of futures exchanges in the United States, and, because initial and variation margin payments may be measured in foreign currency, a futures contract traded outside the United States may also involve the risk of foreign currency fluctuations.

Swaps — The fund may enter into swap agreements, which are two-party contracts entered into primarily by institutional investors for a specified time period. In a typical swap transaction, two parties agree to exchange the returns earned or realized from one or more underlying assets or rates of return.

Swap agreements can be traded on an exchange and cleared through a central clearinghouse, traded bilaterally and cleared, or traded bilaterally and not cleared. For example, standardized interest rate swaps and credit default swap indices are traded on exchanges and cleared through central clearinghouses. Other forms of swap agreements, such as total return swaps, are entered into on a bilateral basis. Because clearing interposes a central clearinghouse as the ultimate counterparty to each participant’s swap, central clearing is intended to decrease (but not eliminate) counterparty risk relative to uncleared bilateral swaps. To the extent the fund enters into bilaterally negotiated swap transactions, the fund will enter into swap agreements only with counterparties that meet certain credit standards; however, if the counterparty’s creditworthiness deteriorates rapidly and the counterparty defaults on its obligations under the swap agreement or declares bankruptcy, the fund may lose any amount it expected to receive from the counterparty. In addition, uncleared swaps are subject to certain regulatory margin requirements that mandate the posting and collection of minimum margin amounts, which may result in the fund and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case.

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The term of a swap can be days, months or years and, as a result, certain swaps may be less liquid than others. If a swap transaction is particularly large or if the relevant market is illiquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Swap agreements can take different forms. The fund may enter into the following types of swap agreements:

Interest rate swaps — The fund may enter into interest rate swaps to seek to manage the interest rate sensitivity of the fund by increasing or decreasing the duration of the fund or a portion of the fund’s portfolio. An interest rate swap is an agreement between two parties to exchange or swap payments based on changes in an interest rate or rates. Typically, one interest rate is fixed and the other is variable based on a designated short-term interest rate such as the Secured Overnight Financing Rate (SOFR), prime rate or other benchmark. In other types of interest rate swaps, known as basis swaps, the parties agree to swap variable interest rates based on different designated short-term interest rates. Interest rate swaps generally do not involve the delivery of securities or other principal amounts. Rather, cash payments are exchanged by the parties based on the application of the designated interest rates to a notional amount, which is the predetermined dollar principal of the trade upon which payment obligations are computed. Accordingly, the fund’s current obligation or right under the swap agreement is generally equal to the net amount to be paid or received under the swap agreement based on the relative value of the position held by each party. Under current regulations, the fund will generally segregate assets with a daily value at least equal to the excess, if any, of the fund’s accrued obligations under the swap agreement over the accrued amount the fund is entitled to receive under the agreement, less the value of any posted margin or collateral on deposit with respect to the position.

In addition to the risks of entering into swaps discussed above, the use of interest rate swaps involves the risk of losses if interest rates change.

Credit default swap indices — In order to assume exposure to a diversified portfolio of credits or to hedge against existing credit risks, the fund may invest in credit default swap indices, including CDX and iTraxx indices (collectively referred to as “CDSIs”). A CDSI is based on a portfolio of credit default swaps with similar characteristics, such as credit default swaps on high-yield bonds. In a typical CDSI transaction, one party — the protection buyer — is obligated to pay the other party — the protection seller — a stream of periodic payments over the term of the contract. If a credit event, such as a default or restructuring, occurs with respect to any of the underlying reference obligations, the protection seller must pay the protection buyer the loss on those credits. Also, if a restructuring credit event occurs in an iTraxx index, the fund as protection buyer may receive a single name credit default swap (CDS) contract representing the relevant constituent.

The fund may enter into a CDSI transaction as either protection buyer or protection seller. If the fund is a protection buyer, it would pay the counterparty a periodic stream of payments over the term of the contract and would not recover any of those payments if no credit events were to occur with respect to any of the underlying reference obligations. However, if a credit event did occur, the fund, as a protection buyer, would have the right to deliver the referenced debt obligations or a specified amount of cash, depending on the terms of the applicable agreement, and to receive the par value of such debt obligations from the counterparty protection seller. As a protection seller, the fund would receive fixed payments throughout the term of the

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contract if no credit events were to occur with respect to any of the underlying reference obligations. If a credit event were to occur, however, the value of any deliverable obligation received by the fund, coupled with the periodic payments previously received by the fund, may be less than the full notional value that the fund, as a protection seller, pays to the counterparty protection buyer, effectively resulting in a loss of value to the fund. Furthermore, as a protection seller, the fund would effectively add leverage to its portfolio because it would have investment exposure to the notional amount of the swap transaction.

The use of CDSI, like all other swap agreements, is subject to certain risks, including the risk that the fund’s counterparty will default on its obligations. If such a default were to occur, any contractual remedies that the fund might have may be subject to applicable bankruptcy laws, which could delay or limit the fund’s recovery. Thus, if the fund’s counterparty to a CDSI transaction defaults on its obligation to make payments thereunder, the fund may lose such payments altogether or collect only a portion thereof, which collection could involve substantial costs or delays.

Additionally, when the fund invests in a CDSI as a protection seller, the fund will be indirectly exposed to the creditworthiness of issuers of the underlying reference obligations in the index. If the investment adviser to the fund does not correctly evaluate the creditworthiness of issuers of the underlying instruments on which the CDSI is based, the investment could result in losses to the fund.

Pursuant to current regulations and published positions of the U.S. Securities and Exchange Commission, the fund’s obligations under a CDSI agreement will be accrued daily and, where applicable, offset against any amounts owing to the fund. In connection with CDSI transactions in which the fund acts as protection buyer, the fund will segregate liquid assets with a value at least equal to the fund’s exposure (i.e., any accrued but unpaid net amounts owed by the fund to any counterparty), on a marked-to-market basis, less the value of any posted margin. When the fund acts as protection seller, the fund will segregate liquid assets with a value at least equal to the full notional amount of the swap, less the value of any posted margin. Such segregation is intended to ensure that the fund has assets available to satisfy its obligations with respect to CDSI transactions and to limit any potential leveraging of the fund’s portfolio. However, segregation of liquid assets will not limit the fund’s exposure to loss. To maintain this required margin, the fund may also have to sell portfolio securities at disadvantageous prices, and the earmarking of liquid assets will have the effect of limiting the fund’s ability to otherwise invest those assets in other securities or instruments.

Securities with equity and debt characteristics — Certain securities have a combination of equity and debt characteristics. Such securities may at times behave more like equity than debt or vice versa.

Preferred stock — Preferred stock represents an equity interest in an issuer that generally entitles the holder to receive, in preference to common stockholders and the holders of certain other stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the issuer. Preferred stocks may pay fixed or adjustable rates of return, and preferred stock dividends may be cumulative or non-cumulative and participating or non-participating. Cumulative dividend provisions require all or a portion of prior unpaid dividends to be paid before dividends can be paid to the issuer’s common stockholders, while prior unpaid dividends on non-cumulative preferred stock are forfeited. Participating preferred stock may be entitled to a dividend exceeding the issuer’s declared dividend in certain cases, while non-participating preferred stock is entitled only to the stipulated dividend. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. As with

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debt securities, the prices and yields of preferred stocks often move with changes in interest rates and the issuer’s credit quality. Additionally, a company’s preferred stock typically pays dividends only after the company makes required payments to holders of its bonds and other debt. Accordingly, the price of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the issuing company’s financial condition or prospects. Preferred stock of smaller companies may be more vulnerable to adverse developments than preferred stock of larger companies.

Convertible securities — A convertible security is a debt obligation, preferred stock or other security that may be converted, within a specified period of time and at a stated conversion rate, into common stock or other equity securities of the same or a different issuer. The conversion may occur automatically upon the occurrence of a predetermined event or at the option of either the issuer or the security holder. Under certain circumstances, a convertible security may also be called for redemption or conversion by the issuer after a particular date and at predetermined price specified upon issue. If a convertible security held by the fund is called for redemption or conversion, the fund could be required to tender the security for redemption, convert it into the underlying common stock, or sell it to a third party.

The holder of a convertible security is generally entitled to participate in the capital appreciation resulting from a market price increase in the issuer’s common stock and to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt or preferred securities, as applicable. Convertible securities rank senior to common stock in an issuer’s capital structure and, therefore, normally entail less risk than the issuer’s common stock. However, convertible securities may also be subordinate to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities may entail more risk than such senior debt obligations. Convertible securities usually offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.

Because of the conversion feature, the price of a convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and, accordingly, convertible securities are subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may cushion the security against declines in the price of the underlying asset but may also cause the price of the security to fluctuate based upon changes in interest rates and the credit quality of the issuer. As with a straight fixed income security, the price of a convertible security tends to increase when interest rates decline and decrease when interest rates rise. Like the price of a common stock, the price of a convertible security also tends to increase as the price of the underlying stock rises and to decrease as the price of the underlying stock declines.

Hybrid securities — A hybrid security is a type of security that also has equity and debt characteristics. Like equities, which have no final maturity, a hybrid security may be perpetual. On the other hand, like debt securities, a hybrid security may be callable at the option of the issuer on a date specified at issue. Additionally, like common equities, which may stop paying dividends at virtually any time without violating any contractual terms or conditions, hybrids typically allow for issuers to withhold payment of interest until a later date or to suspend coupon payments entirely without triggering an event of default. Hybrid securities are normally at the bottom of an issuer’s debt capital structure because holders of an issuer’s hybrid securities are structurally subordinated to the issuer’s senior creditors. In bankruptcy, hybrid security holders should only get paid after all senior creditors of the issuer have been paid but before any disbursements are made to the issuer’s equity holders. Accordingly, hybrid securities may be more sensitive to economic changes than more senior debt securities. Such

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securities may also be viewed as more equity-like by the market when the issuer or its parent company experiences financial difficulties.

Contingent convertible securities, which are also known as contingent capital securities, are a form of hybrid security that are intended to either convert into equity or have their principal written down upon the occurrence of certain trigger events. One type of contingent convertible security has characteristics designed to absorb losses, by providing that the liquidation value of the security may be adjusted downward to below the original par value or written off entirely under certain circumstances. For instance, if losses have eroded the issuer’s capital level below a specified threshold, the liquidation value of the security may be reduced in whole or in part. The write-down of the security’s par value may occur automatically and would not entitle holders to institute bankruptcy proceedings against the issuer. In addition, an automatic write-down could result in a reduced income rate if the dividend or interest payment associated with the security is based on the security’s par value. Such securities may, but are not required to, provide for circumstances under which the liquidation value of the security may be adjusted back up to par, such as an improvement in capitalization or earnings. Another type of contingent convertible security provides for mandatory conversion of the security into common shares of the issuer under certain circumstances. The mandatory conversion might relate, for example, to the issuer’s failure to maintain a capital minimum. Since the common stock of the issuer may not pay a dividend, investors in such instruments could experience reduced yields (or no yields at all) and conversion would deepen the subordination of the investor, effectively worsening the investor’s standing in the case of the issuer’s insolvency. An automatic write-down or conversion event with respect to a contingent convertible security will typically be triggered by a reduction in the issuer’s capital level, but may also be triggered by regulatory actions, such as a change in regulatory capital requirements, or by other factors.

Restricted or illiquid securities — The fund may purchase securities subject to restrictions on resale. Difficulty in selling such securities may result in a loss or be costly to the fund. Some fund holdings (including some restricted securities) may be deemed illiquid if the fund expects that a reasonable portion of the holding cannot be sold in seven calendar days or less without the sale significantly changing the market value of the investment. The determination of whether a holding is considered illiquid is made by the fund’s adviser under a liquidity risk management program adopted by the fund’s board and administered by the fund’s adviser. The fund may incur significant additional costs in disposing of illiquid securities.

Repurchase agreements — The fund may enter into repurchase agreements, or “repos”, under which the fund buys a security and obtains a simultaneous commitment from the seller to repurchase the security at a specified time and price. Because the security purchased constitutes collateral for the repurchase obligation, a repo may be considered a loan by the fund that is collateralized by the security purchased. Repos permit the fund to maintain liquidity and earn income over periods of time as short as overnight.

The seller must maintain with a custodian collateral equal to at least the repurchase price, including accrued interest. In tri-party repos, a third party custodian, called a clearing bank, facilitates repo clearing and settlement, including by providing collateral management services. However, as an alternative to tri-party repos, the fund could enter into bilateral repos, where the parties themselves are responsible for settling transactions.

The fund will only enter into repos involving securities of the type in which it could otherwise invest. If the seller under the repo defaults, the fund may incur a loss if the value of the collateral securing the repo has declined and may incur disposition costs and delays in connection with liquidating the collateral. If bankruptcy proceedings are commenced with respect to the seller, realization of the collateral by the fund may be delayed or limited.

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Indirect exposure to cryptocurrencies – Cryptocurrencies are currencies which exist in a digital form and may act as a store of wealth, a medium of exchange or an investment asset. There are thousands of cryptocurrencies, such as bitcoin. Although the fund has no current intention of directly investing in cryptocurrencies, some issuers have begun to accept cryptocurrency for payment of services, use cryptocurrencies as reserve assets or invest in cryptocurrencies, and the fund may invest in securities of such issuers. The fund may also invest in securities of issuers which provide cryptocurrency-related services.

Cryptocurrencies are subject to fluctuations in value. Cryptocurrencies are not backed by any government, corporation or other identified body. Rather, the value of a cryptocurrency is determined by other factors, such as the perceived future prospects or the supply and demand for such cryptocurrency in the global market for the trading of cryptocurrency. Such trading markets are unregulated and may be more exposed to operational or technical issues as well as fraud or manipulation in comparison to established, regulated exchanges for securities, derivatives and traditional currencies. The value of a cryptocurrency may decline precipitously (including to zero) for a variety of reasons, including, but not limited to, regulatory changes, a loss of confidence in its network or a change in user preference to other cryptocurrencies. An issuer that owns cryptocurrencies may experience custody issues, and may lose its cryptocurrency holdings through theft, hacking, and technical glitches in the applicable blockchain. The fund may experience losses as a result of the decline in value of its securities of issuers that own cryptocurrencies or which provide cryptocurrency-related services. If an issuer that owns cryptocurrencies intends to pay a dividend using such holdings or to otherwise make a distribution of such holdings to its stockholders, such dividends or distributions may face regulatory, operational and technical issues.

Factors affecting the further development of cryptocurrency include, but are not limited to: continued worldwide growth of, or possible cessation of or reversal in, the adoption and use of cryptocurrencies and other digital assets; the developing regulatory environment relating to cryptocurrencies, including the characterization of cryptocurrencies as currencies, commodities, or securities, the tax treatment of cryptocurrencies, and government and quasi-government regulation or restrictions on, or regulation of access to and operation of, cryptocurrency networks and the exchanges on which cryptocurrencies trade, including anti-money laundering regulations and requirements; perceptions regarding the environmental impact of a cryptocurrency; changes in consumer demographics and public preferences; general economic conditions; maintenance and development of open-source software protocols; the availability and popularity of other forms or methods of buying and selling goods and services; the use of the networks supporting digital assets, such as those for developing smart contracts and distributed applications; and general risks tied to the use of information technologies, including cyber risks. A hack or failure of one cryptocurrency may lead to a loss in confidence in, and thus decreased usage and/or value of, other cryptocurrencies.

Cash and cash equivalents — The fund may hold cash or invest in cash equivalents. For the Municipal Bond Funds, cash equivalents include, but are not limited to: (a) shares of money market or similar funds managed by the investment adviser or its affiliates; (b) shares of other money market funds; (c) tax-exempt commercial paper (e.g., short-term notes obligations issued by municipalities that mature, or that may be redeemed in 270 days or less); (d) municipal notes (e.g., bond anticipation notes, revenue anticipation notes, and tax anticipation notes issued by municipalities that mature, or that may be redeemed in one year or less); (e) municipal obligations backed by letters of credit issued by banks or other financial institutions or government agencies that mature, or that may be redeemed in one year or less; (f) tax-exempt variable rate debt issued by municipal conduits for corporate obligors; and (g) securities of the U.S. government, its agencies or instrumentalities that mature, or that may be redeemed in one year or less.

For the Core Bond Fund, cash equivalents include, but are not limited to: (a) shares of money market or similar funds managed by the investment adviser or its affiliates; (b) shares of other money market funds; (c) commercial paper; (d) short-term bank obligations (for example, certificates of deposit,

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bankers’ acceptances (time drafts on a commercial bank where the bank accepts an irrevocable obligation to pay at maturity)) or bank notes; (e) savings association and savings bank obligations (for example, bank notes and certificates of deposit issued by savings banks or savings associations); (f) securities of the U.S. government, its agencies or instrumentalities that mature, or that may be redeemed, in one year or less; and (g) higher quality corporate bonds and notes that mature, or that may be redeemed, in one year or less.

Commercial paper — The fund may purchase commercial paper. Commercial paper refers to short-term promissory notes issued by a corporation to finance its current operations. Such securities normally have maturities of thirteen months or less and, though commercial paper is often unsecured, commercial paper may be supported by letters of credit, surety bonds or other forms of collateral. Maturing commercial paper issuances are usually repaid by the issuer from the proceeds of new commercial paper issuances. As a result, investment in commercial paper is subject to rollover risk, or the risk that the issuer cannot issue enough new commercial paper to satisfy its outstanding commercial paper. Like all fixed income securities, commercial paper prices are susceptible to fluctuations in interest rates. If interest rates rise, commercial paper prices will decline and vice versa. However, the short-term nature of a commercial paper investment makes it less susceptible to volatility than many other fixed income securities because interest rate risk typically increases as maturity lengths increase. Commercial paper tends to yield smaller returns than longer-term corporate debt because securities with shorter maturities typically have lower effective yields than those with longer maturities. As with all fixed income securities, there is a chance that the issuer will default on its commercial paper obligations and commercial paper may become illiquid or suffer from reduced liquidity in these or other situations.

Commercial paper in which the fund may invest includes commercial paper issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the 1933 Act. Section 4(a)(2) commercial paper has substantially the same price and liquidity characteristics as commercial paper generally, except that the resale of Section 4(a)(2) commercial paper is limited to institutional investors who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Technically, such a restriction on resale renders Section 4(a)(2) commercial paper a restricted security under the 1933 Act. In practice, however, Section 4(a)(2) commercial paper typically can be resold as easily as any other unrestricted security held by the fund. Accordingly, Section 4(a)(2) commercial paper has been generally determined to be liquid under procedures adopted by the fund’s board of trustees.

Forward commitment, when issued and delayed delivery transactions — The fund may enter into commitments to purchase or sell securities at a future date. When the fund agrees to purchase such securities, it assumes the risk of any decline in value of the security from the date of the agreement. If the other party to such a transaction fails to deliver or pay for the securities, the fund could miss a favorable price or yield opportunity, or could experience a loss.

The fund may enter into roll transactions, such as a mortgage dollar roll where the fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon, and maturity) securities on a specified future date, at a pre-determined price. During the period between the sale and repurchase (the “roll period”), the fund forgoes principal and interest paid on the mortgage-backed securities. The fund is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the “drop”), if any, as well as by the interest earned on the cash proceeds of the initial sale. The fund could suffer a loss if the contracting party fails to perform the future transaction and the fund is therefore unable to buy back the mortgage-backed securities it initially sold. The fund also takes the risk that the mortgage-backed securities that it repurchases at a later date will have less favorable market characteristics than the securities originally sold (e.g., greater prepayment risk). These transactions are accounted for as purchase and sale transactions, which contribute to the fund’s portfolio turnover rate.

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With to be announced (TBA) transactions, the particular securities (i.e., specified mortgage pools) to be delivered or received are not identified at the trade date, but are “to be announced” at a later settlement date. However, securities to be delivered must meet specified criteria, including face value, coupon rate and maturity, and be within industry-accepted “good delivery” standards.

The fund will not use these transactions for the purpose of leveraging and will segregate liquid assets that will be marked to market daily in an amount sufficient to meet its payment obligations in these transactions. Although these transactions will not be entered into for leveraging purposes, to the extent the fund’s aggregate commitments in connection with these transactions exceed its segregated assets, the fund temporarily could be in a leveraged position (because it may have an amount greater than its net assets subject to market risk). Should market values of the fund’s portfolio securities decline while the fund is in a leveraged position, greater depreciation of its net assets would likely occur than if it were not in such a position. The fund will not borrow money to settle these transactions and, therefore, will liquidate other portfolio securities in advance of settlement if necessary to generate additional cash to meet its obligations. After a transaction is entered into, the fund may still dispose of or renegotiate the transaction. Additionally, prior to receiving delivery of securities as part of a transaction, the fund may sell such securities.

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Cybersecurity risks — With the increased use of technologies such as the Internet to conduct business, the fund has become potentially more susceptible to operational and information security risks through breaches in cybersecurity. In general, a breach in cybersecurity can result from either a deliberate attack or an unintentional event. Cybersecurity breaches may involve, among other things, infection by computer viruses or other malicious software code or unauthorized access to digital information systems, networks or devices used directly or indirectly by the fund or its service providers through “hacking” or other means, in each case for the purpose of misappropriating assets or sensitive information (including, for example, personal shareholder information), corrupting data or causing operational disruption or failures in the physical infrastructure or operating systems that support the fund. Cybersecurity risks also include the risk of losses of service resulting from external attacks that do not require unauthorized access to the fund’s systems, networks or devices. For example, denial-of-service attacks on the investment adviser’s or an affiliate’s website could effectively render the fund’s network services unavailable to fund shareholders and other intended end-users. Any such cybersecurity breaches or losses of service may cause the fund to lose proprietary information, suffer data corruption or lose operational capacity or may result in unauthorized release or other misuse of confidential information. These, in turn, could cause the fund to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures and/or financial loss. While the fund and its investment adviser have established business continuity plans and risk management systems designed to prevent or reduce the impact of cybersecurity attacks, there are inherent limitations in such plans and systems due in part to the ever-changing nature of technology and cybersecurity attack tactics, and there is a possibility that certain risks have not been adequately identified or prepared for.

In addition, cybersecurity failures by or breaches of the fund’s third-party service providers (including, but not limited to, the fund’s investment adviser, transfer agent, custodian, administrators and other financial intermediaries) may disrupt the business operations of the service providers and of the fund, potentially resulting in financial losses, the inability of fund shareholders to transact business with the fund and of the fund to process transactions, the inability of the fund to calculate its net asset value, violations of applicable privacy and other laws, rules and regulations, regulatory fines, penalties, reputational damage, reimbursement or other compensatory costs and/or additional compliance costs associated with implementation of any corrective measures. The fund and its shareholders could be negatively impacted as a result of any such cybersecurity breaches, and there can be no assurance that the fund will not suffer losses relating to cybersecurity attacks or other informational security breaches affecting the fund’s third-party service providers in the future, particularly as the fund cannot control any cybersecurity plans or systems implemented by such service providers.

Cybersecurity risks may also impact issuers of securities in which the fund invests, which may cause the fund’s investments in such issuers to lose value.

Interfund borrowing and lending — Pursuant to an exemptive order issued by the U.S. Securities and Exchange Commission, the fund may lend money to, and borrow money from, other funds advised by Capital Research and Management Company or its affiliates. The fund will borrow through the program only when the costs are equal to or lower than the costs of bank loans. The fund will lend through the program only when the returns are higher than those available from an investment in repurchase agreements. Interfund loans and borrowings normally extend overnight, but can have a maximum duration of seven days. Loans may be called on one day's notice. The fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending fund could result in a lost investment opportunity or additional borrowing costs.

Affiliated investment companies — The fund may purchase shares of another investment company managed by the investment adviser or its affiliates. The risks of owning another investment company are similar to the risks of investing directly in the securities in which that investment company invests. When investing in another investment company managed by the investment adviser or its affiliates, the

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fund bears its proportionate share of the expenses of any such investment company in which it invests but will not bear additional management fees through its investment in such investment company. Investments in other investment companies could allow the fund to obtain the benefits of a more diversified portfolio than might otherwise be available through direct investments in a particular asset class, and will subject the fund to the risks associated with the particular asset class or asset classes in which an underlying fund invests. However, an investment company may not achieve its investment objective or execute its investment strategy effectively, which may adversely affect the fund’s performance. Any investment in another investment company will be consistent with the fund’s objective(s) and applicable regulatory limitations.

Capital Group Private Client Services Funds — Page 21

Capital Group Core Municipal Fund
Capital Group Short-Term Municipal Fund
Capital Group California Core Municipal Fund
Capital Group California Short-Term Municipal Fund

U.S. Territories and Commonwealth obligations — The fund may invest in obligations of the territories and Commonwealths of the United States, such as Puerto Rico, the U.S. Virgin Islands, Guam and their agencies and authorities (“territories and Commonwealth”), to the extent such obligations are exempt from federal income taxes. Adverse political and economic conditions and developments affecting any territory or Commonwealth may, in turn, negatively affect the value of the fund’s holdings in such obligations. Territories and Commonwealths face significant fiscal challenges, including persistent government deficits, underfunded retirement systems, sizable debt service obligations and a high unemployment rate. A restructuring of some or all of the debt or a decline in market prices of the territories’ and Commonwealths’ debt obligations, may affect the fund’s investment in these securities. If the economic situation in the territories and Commonwealths persists or worsens, the volatility, credit quality and performance of the fund could be adversely affected.

Zero coupon bonds — Municipalities may issue zero coupon securities which are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest. They are issued and traded at a discount from their face amount or par value, which discount varies depending on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security, and the perceived credit quality of the issuer.

Pre-refunded/Escrowed to maturity bonds — From time to time, a municipality may refund a bond that it has already issued prior to, or in the case of escrowed to maturity bonds on, the original bond’s call or maturity date by issuing a second bond, the proceeds of which are typically used to purchase securities of the U.S. government (including its agencies and instrumentalities). The U.S. government securities are placed in an escrow account. The original bonds then become "pre-refunded" or "escrowed to maturity" and while the security is still tax-exempt, the proceeds of the escrow account act as collateral and the original bonds are considered high-quality in nature as a result. The principal and interest payments on the escrowed securities are then used to pay off the original bondholders on the call or maturity date. The escrow account securities do not guarantee the price movement of the bond before maturity. Investment in pre-refunded and escrowed to maturity bonds held by the fund may subject the fund to interest rate risk, market risk and credit risk. For purposes of diversification, pre-refunded and escrowed to maturity bonds will be treated as U.S. governmental issues.

Temporary investments — The fund may invest in short-term municipal obligations of up to one year in maturity when temporary defensive strategies are used as a result of abnormal market conditions, or when such investments are considered advisable for liquidity. Generally, the income from such short-term municipal obligations is exempt from federal income tax. Further, a portion of a fund’s assets may be held in cash or invested in high-quality taxable short-term securities of up to one year in maturity. Such investments may include: (a) obligations of the U.S. Treasury; (b) obligations of agencies and instrumentalities of the U.S. government; (c) money market instruments, such as certificates of deposit issued by domestic banks, corporate commercial paper, and bankers' acceptances; and (d) repurchase agreements.

Issue classification — Securities with the same general quality rating and maturity characteristics, but which vary according to the purpose for which they were issued, often tend to trade at different yields. Correspondingly, securities issued for similar purposes and with the same general maturity characteristics, but which vary according to the creditworthiness of their respective issuers, tend to trade at different yields. These yield differentials tend to fluctuate in response to political and economic developments, as well as temporary imbalances in normal supply/demand relationships. The investment adviser monitors these fluctuations closely, and will attempt to adjust portfolio

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concentrations in various issue classifications according to the value disparities brought about by these yield relationship fluctuations.

The investment adviser believes that, in general, the market for municipal bonds is less liquid than that for taxable fixed income securities. Accordingly, the ability of the fund to make purchases and sales of securities in the foregoing manner may, at any particular time and with respect to any particular securities, be limited or non-existent.

Private placements — Generally, municipal securities acquired in private placements are subject to contractual restrictions on resale. Accordingly, all private placements will be considered illiquid unless they have been specifically determined to be liquid, taking into account factors such as the frequency and volume of trading and the commitment of dealers to make markets under procedures adopted by the fund’s board of trustees.

Concentration of investments — Certain economic, business or political developments might adversely affect all municipal bonds of a similar category or type, or adversely affect all municipal bonds issued by issuers within a particular geographical area or jurisdiction.

Tax-exempt securities — While the fund seeks to purchase securities which bear interest that is exempt from federal income taxes – and in the case of Capital Group California Core Municipal Fund and Capital Group California Short–Term Municipal Fund, also seeks to purchase securities which bear interest that is exempt from California income taxes – there are risks that such interest may be reclassified as taxable by the Internal Revenue Service, or a state tax authority. Actions by the issuer or future legislative, administrative or court actions also could adversely affect the tax-exempt status of interest paid by such securities. Such reclassifications or actions could cause interest from a security to become includable in the gross income of the holder of the security, possibly retroactively, subjecting fund shareholders to increased tax liability. In addition, such reclassifications or actions could cause the value of a security, and therefore the value of the fund’s shares, to decline.

Capital Group California Core Municipal Fund
Capital Group California Short-Term Municipal Fund

Risk factors relating to California debt obligations — Because the fund invests in securities issued by the State of California, its agencies and municipalities, the fund is more susceptible to developments adversely affecting issuers of California securities than a municipal bond fund that does not concentrate its investments in a single state. The information below constitutes only a brief summary and does not purport to be a complete description of risk factors relating to California debt obligations. Certain information is drawn from official statements relating to securities offerings of the State of California and various local agencies in California available as of the date of this statement of additional information.

Many factors including both state and national economic, political, regulatory, social and environmental policies and conditions, which are not within the control of the issuers of state related bonds, could have an adverse impact on the financial condition of the state, its various agencies and political subdivisions, as well as other municipal issuers in California. A variety of events, such as, tax base erosion, state constitutional limits on tax increases, budget deficits and other financial difficulties, and changes in the credit ratings assigned to California’s municipal issuers may have an adverse impact on the fund. In addition, natural disasters, such as earthquakes and droughts, may have an adverse effect on the state’s economy.

California’s economy and general financial condition affect the ability of state and local governments to raise revenues to make timely payments on their obligations. Events such as budgetary problems at the state level, fiscal weakness or an overall slowdown in the California economy could adversely

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impact the fund. Such events can negatively impact the state’s credit rating, make it more expensive for the state to borrow money, and impact municipal issuers’ ability to pay their obligations. Such events could also heighten the risk that prices of debt obligations purchased by the fund, and the fund’s net asset value, will experience greater volatility.

California is the most populous state in the nation and has a diverse economy. Major employers include the agriculture, manufacturing, high technology, services, trade, entertainment and construction sectors. However, certain of California’s significant industries are sensitive to economic disruptions in their export markets. The state’s rate of economic growth, therefore, could be adversely affected by any such disruption. A significant downturn in the housing market or U.S. stock market prices could adversely affect California’s economy by reducing household spending and business investment, particularly in the high technology sector. Moreover, a large and increasing share of the State of California’s General Fund revenue in the form of income and capital gains taxes is directly related to, and would be adversely affected by a significant downturn in the performance of, the stock markets.

Future California constitutional amendments, legislative measures, executive orders, administrative regulations, court decisions and voter initiatives could have an adverse effect on the debt obligations of California issuers. The initiative process is used quite often in California, resulting in numerous initiative items on the ballot for most state and many local elections, any of which could affect the ability of municipal issuers to pay their obligations. For example, revenue and expenditure limitations adopted by California voters, such as Propositions 13 (limiting ad valorem taxes on real property and restricting local taxing entities’ ability to raise real property taxes) and 218 (limiting local governments' ability to impose “property related” fees, assessments and taxes) have constrained local governments’ ability to raise revenue, consequently raising concerns about whether municipalities have sufficient revenue to pay their debt obligations.

While the fund’s portfolio managers try to reduce risks by investing in a diversified portfolio of securities, including state related bonds, it is not possible to predict the extent to which any or all of the factors described above will affect the ability of the state or other municipal issuers to pay interest or principal on their bonds or the ability of such bonds to maintain market value or marketability.

Capital Group Core Bond Fund

Obligations backed by the “full faith and credit” of the U.S. government — U.S. government obligations include the following types of securities:

U.S. Treasury securities — U.S. Treasury securities include direct obligations of the U.S. Treasury, such as Treasury bills, notes and bonds. For these securities, the payment of principal and interest is unconditionally guaranteed by the U.S. government, and thus they are of high credit quality. Such securities are subject to variations in market value due to fluctuations in interest rates and in government policies, but, if held to maturity, are expected to be paid in full (either at maturity or thereafter).

Federal agency securities — The securities of certain U.S. government agencies and government-sponsored entities are guaranteed as to the timely payment of principal and interest by the full faith and credit of the U.S. government. Such agencies and entities include, but are not limited to, the Federal Financing Bank (“FFB”), the Government National Mortgage Association (“Ginnie Mae”), the U.S. Department of Veterans Affairs (“VA”), the Federal Housing Administration (“FHA”), the Export-Import Bank of the United States (“Exim Bank”), the U.S. International Development Finance Corporation (“DFC”), the Commodity Credit Corporation (“CCC”) and the U.S. Small Business Administration (“SBA”).

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Other federal agency obligations — Additional federal agency securities are neither direct obligations of, nor guaranteed by, the U.S. government. These obligations include securities issued by certain U.S. government agencies and government-sponsored entities. However, they generally involve some form of federal sponsorship: some operate under a congressional charter; some are backed by collateral consisting of “full faith and credit” obligations as described above; some are supported by the issuer’s right to borrow from the Treasury; and others are supported only by the credit of the issuing government agency or entity. These agencies and entities include, but are not limited to: the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal National Mortgage Association (“Fannie Mae”), the Tennessee Valley Authority and the Federal Farm Credit Bank System.

In 2008, Freddie Mac and Fannie Mae were placed into conservatorship by their new regulator, the Federal Housing Finance Agency (“FHFA”). Simultaneously, the U.S. Treasury made a commitment of indefinite duration to maintain the positive net worth of both firms. As conservator, the FHFA has the authority to repudiate any contract either firm has entered into prior to the FHFA’s appointment as conservator (or receiver should either firm go into default) if the FHFA, in its sole discretion determines that performance of the contract is burdensome and repudiation would promote the orderly administration of Fannie Mae’s or Freddie Mac’s affairs. While the FHFA has indicated that it does not intend to repudiate the guaranty obligations of either entity, doing so could adversely affect holders of their mortgage-backed securities. For example, if a contract were repudiated, the liability for any direct compensatory damages would accrue to the entity’s conservatorship estate and could only be satisfied to the extent the estate had available assets. As a result, if interest payments on Fannie Mae or Freddie Mac mortgage-backed securities held by the fund were reduced because underlying borrowers failed to make payments or such payments were not advanced by a loan servicer, the fund’s only recourse might be against the conservatorship estate, which might not have sufficient assets to offset any shortfalls.

The FHFA, in its capacity as conservator, has the power to transfer or sell any asset or liability of Fannie Mae or Freddie Mac. The FHFA has indicated it has no current intention to do this; however, should it do so a holder of a Fannie Mae or Freddie Mac mortgage-backed security would have to rely on another party for satisfaction of the guaranty obligations and would be exposed to the credit risk of that party.

Certain rights provided to holders of mortgage-backed securities issued by Fannie Mae or Freddie Mac under their operative documents may not be enforceable against the FHFA, or enforcement may be delayed during the course of the conservatorship or any future receivership. For example, the operative documents may provide that upon the occurrence of an event of default by Fannie Mae or Freddie Mac, holders of a requisite percentage of the mortgage-backed security may replace the entity as trustee. However, under the Federal Housing Finance Regulatory Reform Act of 2008, holders may not enforce this right if the event of default arises solely because a conservator or receiver has been appointed.

Pass-through securities — The fund may invest in various debt obligations backed by pools of mortgages, corporate loans or other assets including, but not limited to, residential mortgage loans, home equity loans, mortgages on commercial buildings, consumer loans and equipment leases. Principal and interest payments made on the underlying asset pools backing these obligations are typically passed through to investors, net of any fees paid to any insurer or any guarantor of the securities. Pass-through securities may have either fixed or adjustable coupons. The risks of an investment in these obligations depend in part on the type of the collateral securing the obligations and the class of the instrument in which the fund invests. These securities include:

Mortgage-backed securities — These securities may be issued by U.S. government agencies and government-sponsored entities, such as Ginnie Mae, Fannie Mae and Freddie Mac, and by private entities. The payment of interest and principal on mortgage-backed obligations issued

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by U.S. government agencies may be guaranteed by the full faith and credit of the U.S. government (in the case of Ginnie Mae), or may be guaranteed by the issuer (in the case of Fannie Mae and Freddie Mac). However, these guarantees do not apply to the market prices and yields of these securities, which vary with changes in interest rates.

Mortgage-backed securities issued by private entities are structured similarly to those issued by U.S. government agencies. However, these securities and the underlying mortgages are not guaranteed by any government agencies and the underlying mortgages are not subject to the same underwriting requirements. These securities generally are structured with one or more types of credit enhancements such as insurance or letters of credit issued by private companies. Borrowers on the underlying mortgages are usually permitted to prepay their underlying mortgages. Prepayments can alter the effective maturity of these instruments. In addition, delinquencies, losses or defaults by borrowers can adversely affect the prices and volatility of these securities. Such delinquencies and losses can be exacerbated by declining or flattening housing and property values. This, along with other outside pressures, such as bankruptcies and financial difficulties experienced by mortgage loan originators, decreased investor demand for mortgage loans and mortgage-related securities and increased investor demand for yield, can adversely affect the value and liquidity of mortgage-backed securities.

Collateralized mortgage obligations (CMOs) — CMOs are also backed by a pool of mortgages or mortgage loans, which are divided into two or more separate bond issues. CMOs issued by U.S. government agencies are backed by agency mortgages, while privately issued CMOs may be backed by either government agency mortgages or private mortgages. Payments of principal and interest are passed through to each bond issue at varying schedules resulting in bonds with different coupons, effective maturities and sensitivities to interest rates. Some CMOs may be structured in a way that when interest rates change, the impact of changing prepayment rates on the effective maturities of certain issues of these securities is magnified. CMOs may be less liquid or may exhibit greater price volatility than other types of mortgage or asset-backed securities.

Commercial mortgage-backed securities — These securities are backed by mortgages on commercial property, such as hotels, office buildings, retail stores, hospitals and other commercial buildings. These securities may have a lower prepayment uncertainty than other mortgage-related securities because commercial mortgage loans generally prohibit or impose penalties on prepayments of principal. In addition, commercial mortgage-related securities often are structured with some form of credit enhancement to protect against potential losses on the underlying mortgage loans. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans, including the effects of local and other economic conditions on real estate markets, the ability of tenants to make rental payments and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid or exhibit greater price volatility than other types of mortgage or asset-backed securities and may be more difficult to value.

Asset-backed securities — These securities are backed by other assets such as credit card, automobile or consumer loan receivables, retail installment loans or participations in pools of leases. Credit support for these securities may be based on the underlying assets and/or provided through credit enhancements by a third party. The values of these securities are sensitive to changes in the credit quality of the underlying collateral, the credit strength of the credit enhancement, changes in interest rates and at times the financial condition of the issuer. Obligors of the underlying assets also may make prepayments that can change effective maturities of the asset-backed securities. These securities may be less liquid and more difficult to value than other securities.

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Collateralized bond obligations (CBOs) and collateralized loan obligations (CLOs) — A CBO is a trust typically backed by a diversified pool of fixed-income securities, which may include high risk, lower rated securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, senior secured loans, senior unsecured loans, and subordinate corporate loans, including lower rated loans. CBOs and CLOs may charge management fees and administrative expenses.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest and highest yielding portion is the “equity” tranche which bears the bulk of any default by the bonds or loans in the trust and is constructed to protect the other, more senior tranches from default. Since they are partially protected from defaults, the more senior tranches typically have higher ratings and lower yields than the underlying securities in the trust and can be rated investment grade. Despite the protection from the equity tranche, the more senior tranches can still experience substantial losses due to actual defaults of the underlying assets, increased sensitivity to defaults due to impairment of the collateral or the more junior tranches, market anticipation of defaults, as well as potential general aversions to CBO or CLO securities as a class. Normally, these securities are privately offered and sold, and thus, are not registered under the securities laws. CBOs and CLOs may be less liquid, may exhibit greater price volatility and may be more difficult to value than other securities.

Inflation-linked bonds — The fund may invest in inflation-linked bonds issued by governments, their agencies or instrumentalities and corporations.

The principal amount of an inflation-linked bond is adjusted in response to changes in the level of an inflation index, such as the Consumer Price Index for Urban Consumers (“CPURNSA”). If the index measuring inflation falls, the principal value or coupon of these securities will be adjusted downward. Consequently, the interest payable on these securities will be reduced. Also, if the principal value of these securities is adjusted according to the rate of inflation, the adjusted principal value repaid at maturity may be less than the original principal. In the case of U.S. Treasury Inflation-Protected Securities (“TIPS”), currently the only inflation-linked security that is issued by the U.S Treasury, the principal amounts are adjusted daily based upon changes in the rate of inflation (as currently represented by the non-seasonally adjusted CPURNSA, calculated with a three-month lag). TIPS may pay interest semi-annually, equal to a fixed percentage of the inflation-adjusted principal amount. The interest rate on these bonds is fixed at issuance, but over the life of the bond this interest may be paid on an increasing or decreasing principal amount that has been adjusted for inflation. The current market value of TIPS is not guaranteed and will fluctuate. However, the U.S. government guarantees that, at maturity, principal will be repaid at the higher of the original face value of the security (in the event of deflation) or the inflation adjusted value.

Other non-U.S. sovereign governments also issue inflation-linked securities that are tied to their own local consumer price indexes and that offer similar deflationary protection. In certain of these non-U.S. jurisdictions, the repayment of the original bond principal upon the maturity of an inflation-linked bond is not guaranteed, allowing for the amount of the bond repaid at maturity to be less than par. Corporations also periodically issue inflation-linked securities tied to CPURNSA or similar inflationary indexes. While TIPS and non-U.S. sovereign inflation-linked securities are currently the largest part of the inflation-linked market, the fund may invest in corporate inflation-linked securities.

The value of inflation-linked securities is expected to change in response to the changes in real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates and the rate of inflation. If inflation were to rise at a faster rate than nominal interest rates, real interest rates would decline, leading to an increase in value of the inflation-linked securities. In contrast, if nominal interest rates were to increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-linked securities. There can be no assurance, however, that the value of

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inflation-linked securities will be directly correlated to the changes in interest rates. If interest rates rise due to reasons other than inflation, investors in these securities may not be protected to the extent that the increase is not reflected in the security’s inflation measure.

The interest rate for inflation-linked bonds is fixed at issuance as a percentage of this adjustable principal. Accordingly, the actual interest income may both rise and fall as the principal amount of the bonds adjusts in response to movements of the consumer price index. For example, typically interest income would rise during a period of inflation and fall during a period of deflation.

The market for inflation-linked securities may be less developed or liquid, and more volatile, than certain other securities markets. There is a limited number of inflation-linked securities currently available for the fund to purchase, making the market less liquid and more volatile than the U.S. Treasury and agency markets.

Equity securities — Equity securities represent an ownership position in a company. Equity securities held by the fund typically consist of common stocks. The prices of equity securities fluctuate based on, among other things, events specific to their issuers and market, economic and other conditions. For example, prices of these securities can be affected by financial contracts held by the issuer or third parties (such as derivatives) relating to the security or other assets or indices. Holders of equity securities are not creditors of the issuer. If an issuer liquidates, holders of equity securities are entitled to their pro rata share of the issuer’s assets, if any, after creditors (including the holders of fixed income securities and senior equity securities) are paid.

There may be little trading in the secondary market for particular equity securities, which may adversely affect the fund’s ability to value accurately or dispose of such equity securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the value and/or liquidity of equity securities.

Investing outside the U.S. — Securities of issuers domiciled outside the United States, or with significant operations or revenues outside the United States, may lose value because of adverse political, social, economic or market developments (including social instability, regional conflicts, terrorism and war) in the countries or regions in which the issuers are domiciled, operate or generate revenue. These issuers may also be more susceptible to actions of foreign governments such as the imposition of price controls or punitive taxes that could adversely impact the value of these securities. To the extent the fund invests in securities that are denominated in currencies other than the U.S. dollar, these securities may also lose value due to changes in foreign currency exchange rates against the U.S. dollar and/or currencies of other countries. Securities markets in certain countries may be more volatile or less liquid than those in the United States. Investments outside the United States may also be subject to different accounting practices and different regulatory, legal and reporting standards, and may be more difficult to value, than those in the United States. In addition, the value of investments outside the United States may be reduced by foreign taxes, including foreign withholding taxes on interest and dividends. Further, there may be increased risks of delayed settlement of securities purchased or sold by the fund. The risks of investing outside the United States may be heightened in connection with investments in emerging markets.

Additional costs could be incurred in connection with the fund’s investment activities outside the United States. Brokerage commissions may be higher outside the United States, and the fund will bear certain expenses in connection with its currency transactions. Furthermore, increased custodian costs may be associated with maintaining assets in certain jurisdictions.

Investing in emerging markets — Investing in emerging markets may involve risks in addition to and greater than those generally associated with investing in the securities markets of developed countries. For instance, emerging market countries tend to have less developed political, economic

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and legal systems and accounting and auditing practices and standards than those in developed countries. Accordingly, the governments of these countries may be less stable and more likely to intervene in the market economy, for example, by imposing capital controls, nationalizing a company or industry, placing restrictions on foreign ownership and on withdrawing sale proceeds of securities from the country, and/or imposing punitive taxes that could adversely affect the prices of securities. Information regarding issuers in emerging markets may be limited, incomplete or inaccurate, and there may be fewer rights and remedies available to the fund and its shareholders. In addition, the economies of these countries may be dependent on relatively few industries, may have limited access to capital and may be more susceptible to changes in local and global trade conditions and downturns in the world economy. Securities markets in these countries can also be relatively small and have substantially lower trading volumes. As a result, securities issued in these countries may be more volatile and less liquid, and may be more difficult to value, than securities issued in countries with more developed economies and/or markets. Less certainty with respect to security valuations may lead to additional challenges and risks in calculating the fund’s net asset value. Additionally, emerging markets are more likely to experience problems with the clearing and settling of trades and the holding of securities by banks, agents and depositories that are less established than those in developed countries.

In countries where direct foreign investment is limited or prohibited, the fund may invest in operating companies based in such countries through an offshore intermediary entity that, based on contractual agreements, seeks to replicate the rights and obligations of direct equity ownership in such operating company. Because the contractual arrangements do not in fact bestow the fund with actual equity ownership in the operating company, these investment structures may limit the fund’s rights as an investor and create significant additional risks. For example, local government authorities may determine that such structures do not comply with applicable laws and regulations, including those relating to restrictions on foreign ownership. In such event, the intermediary entity and/or the operating company may be subject to penalties, revocation of business and operating licenses or forfeiture of foreign ownership interests, and the fund’s economic interests in the underlying operating company and its rights as an investor may not be recognized, resulting in a loss to the fund and its shareholders. In addition, exerting control through contractual arrangements may be less effective than direct equity ownership, and a company may incur substantial costs to enforce the terms of such arrangements, including those relating to the distribution of the funds among the entities. These special investment structures may also be disregarded for tax purposes by local tax authorities, resulting in increased tax liabilities, and the fund’s control over – and distributions due from – such structures may be jeopardized if the individuals who hold the equity interest in such structures breach the terms of the agreements. While these structures may be widely used to circumvent limits on foreign ownership in certain jurisdictions, there is no assurance that they will be upheld by local regulatory authorities or that disputes regarding the same will be resolved consistently.

Although there is no universally accepted definition, the investment adviser generally considers an emerging market to be a market that is in the earlier stages of its industrialization cycle with a low per capita gross domestic product (“GDP”) and a low market capitalization to GDP ratio relative to those in the United States and the European Union, and would include markets commonly referred to as “frontier markets.”

Certain risk factors related to emerging markets

Currency fluctuations — Certain emerging markets’ currencies have experienced and in the future may experience significant declines against the U.S. dollar. For example, if the U.S. dollar appreciates against foreign currencies, the value of the fund’s emerging markets securities holdings would generally depreciate and vice versa. Further, the fund may lose money due to losses and other expenses incurred in converting various currencies to purchase and sell securities valued in currencies other than the U.S. dollar, as well as from currency restrictions, exchange control regulation and currency devaluations.

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Government regulation — Certain developing countries lack uniform accounting, auditing and financial reporting and disclosure standards, have less governmental supervision of financial markets than in the United States, and may not honor legal rights or protections enjoyed by investors in the United States. Certain governments may be more unstable and present greater risks of nationalization or restrictions on foreign ownership of local companies. Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some developing countries. While the fund will only invest in markets where these restrictions are considered acceptable by the investment adviser, a country could impose new or additional repatriation restrictions after the fund’s investment. If this happened, the fund’s response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the fund’s liquidity needs and other factors. Further, some attractive equity securities may not be available to the fund if foreign shareholders already hold the maximum amount legally permissible.

While government involvement in the private sector varies in degree among developing countries, such involvement may in some cases include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies to the possible detriment of the fund’s investments.

Fluctuations in inflation rates — Rapid fluctuations in inflation rates may have negative impacts on the economies and securities markets of certain emerging market countries.

Less developed securities markets — Emerging markets may be less well-developed and regulated than other markets. These markets have lower trading volumes than the securities markets of more developed countries and may be unable to respond effectively to increases in trading volume. Consequently, these markets may be substantially less liquid than those of more developed countries, and the securities of issuers located in these markets may have limited marketability. These factors may make prompt liquidation of substantial portfolio holdings difficult or impossible at times.

Settlement risks — Settlement systems in developing countries are generally less well organized than those of developed markets. Supervisory authorities may also be unable to apply standards comparable to those in developed markets. Thus, there may be risks that settlement may be delayed and that cash or securities belonging to the fund may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment be made before receipt of the security being purchased or that delivery of a security be made before payment is received. In such cases, default by a broker or bank (the “counterparty”) through whom the transaction is effected might cause the fund to suffer a loss. The fund will seek, where possible, to use counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the fund will be successful in eliminating this risk, particularly as counterparties operating in developing countries frequently lack the standing or financial resources of those in developed countries. There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise with respect to securities held by or to be transferred to the fund.

Limited market information — The fund may encounter problems assessing investment opportunities in certain emerging markets in light of limitations on available information and different accounting, auditing and financial reporting standards. For example, due to

Capital Group Private Client Services Funds — Page 30

jurisdictional limitations, the Public Company Accounting Oversight Board (“PCAOB”) may be unable to inspect the audit work and practices of PCAOB-registered auditing firms in certain developing countries that audit U.S. reporting companies with operations in those countries. As a result, there is greater risk that financial records and information relating to an issuer’s operations in developing countries will be incomplete or misleading, which may negatively impact the fund’s investments in such company. When faced with limited market information, the fund’s investment adviser will seek alternative sources of information, and to the extent the investment adviser is not satisfied with the sufficiency or accuracy of the information obtained with respect to a particular market or security, the fund will not invest in such market or security.

Taxation — Taxation of dividends, interest and capital gains received by the fund varies among developing countries and, in some cases, is comparatively high. In addition, developing countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the fund could become subject in the future to local tax liability that it had not reasonably anticipated in conducting its investment activities or valuing its assets.

Fraudulent securities — Securities purchased by the fund may subsequently be found to be fraudulent or counterfeit, resulting in a loss to the fund.

Remedies — Developing countries may offer less protection to investors than U.S. markets and, in the event of investor harm, there may be substantially less recourse available to the fund and its shareholders. In addition, as a matter of law or practicality, the fund and its shareholders - as well as U.S. regulators - may encounter substantial difficulties in obtaining and enforcing judgments and other actions against non-U.S. individuals and companies.

* * * * * *

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Portfolio turnover — Portfolio changes will be made without regard to the length of time particular investments may have been held. Short-term trading profits are not the fund’s objective, and changes in its investments are generally accomplished gradually, though short-term transactions may occasionally be made. Higher portfolio turnover may involve correspondingly greater transaction costs in the form of dealer spreads or brokerage commissions. It may also result in the realization of net capital gains, which are taxable when distributed to shareholders, unless the shareholder is exempt from taxation or his or her account is tax-favored.

Fixed income securities are generally traded on a net basis and usually neither brokerage commissions nor transfer taxes are involved. Transaction costs are usually reflected in the spread between the bid and asked price.

The fund’s portfolio turnover rates for the fiscal years ended October 31, 2021 and 2020, are as follows:

Fund	Fiscal year	Portfolio turnover rate[1]
Capital Group Core Municipal Fund	2021	48%
	2020	62
Capital Group Short-Term Municipal Fund	2021	51
	2020	58
Capital Group California Core Municipal Fund	2021	38
	2020	37
Capital Group California Short-Term Municipal Fund	2021	43
	2020	42
Capital Group Core Bond Fund[2]	2021	217
	2020	158

1 Increases (or decreases) in turnover were due to increased (or decreased) trading activity during the period.

2 The fund’s portfolio turnover rate excluding mortgage dollar roll transactions for the fiscal years ended October 31, 2021 and 2020, were 48% and 80%, respectively. See “Forward commitment, when issued and delayed delivery transactions” above for more information on mortgage dollar rolls.

A fund’s portfolio turnover rate would equal 100% if each security in the fund’s portfolio were replaced once per year. See “Financial highlights” in the prospectus for the fund’s annual portfolio turnover rate for each of the last five fiscal years.

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Fund policies

All percentage limitations in the following fund policies are considered at the time securities are purchased and are based on the fund’s net assets unless otherwise indicated. None of the following policies involving a maximum percentage of assets will be considered violated unless the excess occurs immediately after, and is caused by, an acquisition by the fund. In managing the fund, the fund’s investment adviser may apply more restrictive policies than those listed below.

Fundamental policies — The fund has adopted the following policies, which may not be changed without approval by holders of a majority of its outstanding shares. Such majority is currently defined in the Investment Company Act of 1940, as amended (the “1940 Act”), as the vote of the lesser of (a) 67% or more of the voting securities present at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities are present in person or by proxy, or (b) more than 50% of the outstanding voting securities.

1. Except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the U.S. Securities and Exchange Commission (“SEC”), SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction, the fund may not:

a. Borrow money;

b. Issue senior securities;

c. Underwrite the securities of other issuers;

d. Purchase or sell real estate or commodities;

e. Make loans; or

f. Purchase the securities of any issuer if, as a result of such purchase, the fund’s investments would be concentrated in any particular industry.

2. The Municipal Bond Funds will maintain their status as tax-exempt funds consistent with (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

3. The fund may not invest in companies for the purpose of exercising control or management.

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Additional information about the fund’s policies — The information below is not part of the fund’s fundamental or nonfundamental policies. This information is intended to provide a summary of what is currently required or permitted by the 1940 Act and the rules and regulations thereunder, or by the interpretive guidance thereof by the SEC or SEC staff, for particular fundamental policies of the fund. Information is also provided regarding the fund’s current intention with respect to certain investment practices permitted by the 1940 Act.

For purposes of fundamental policy 1a, the fund may borrow money in amounts of up to 33-1/3% of its total assets from banks for any purpose. Additionally, the fund may borrow up to 5% of its total assets from banks or other lenders for temporary purposes (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). The percentage limitations in this policy are considered at the time of borrowing and thereafter.

For purposes of fundamental policies 1a and 1e, the fund may borrow money from, or loan money to, other funds managed by Capital Research and Management Company or its affiliates to the extent permitted by applicable law and an exemptive order issued by the SEC.

For purposes of fundamental policy 1b, a senior security does not include any promissory note or evidence of indebtedness if such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the fund at the time the loan is made (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). Further, to the extent the fund covers its commitments under certain types of agreements and transactions, including derivatives, mortgage-dollar-roll transactions, sale-buybacks, when-issued, delayed-delivery, or forward commitment transactions, and other similar trading practices, by segregating or earmarking liquid assets equal in value to the amount of the fund’s commitment (in accordance with applicable SEC or SEC staff guidance), such agreement or transaction will not be considered a senior security by the fund.

For purposes of fundamental policy 1c, the policy will not apply to the fund to the extent the fund may be deemed an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of fund portfolio securities in the ordinary course of pursuing its investment objectives and strategies.

For purposes of fundamental policy 1e, the fund may not lend more than 33-1/3% of its total assets, provided that this limitation shall not apply to the fund’s purchase of debt obligations.

For purposes of fundamental policy 1f, the fund may not invest more than 25% of its total assets in the securities of issuers in a particular industry. This policy does not apply to investments in securities of the U.S. government, its agencies or government sponsored enterprises or repurchase agreements with respect thereto.

For purposes of fundamental policy 2, each of the Municipal Bond Funds will, under normal circumstances, invest at least 80% of its assets in, or derive at least 80% of its income from securities that are exempt from regular federal income tax.

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Management of the fund

Board of trustees and officers

Independent trustees1

The fund’s nominating and governance committee and board select independent trustees with a view toward constituting a board that, as a body, possesses the qualifications, skills, attributes and experience to appropriately oversee the actions of the fund’s service providers, decide upon matters of general policy and represent the long-term interests of fund shareholders. In doing so, they consider the qualifications, skills, attributes and experience of the current board members, with a view toward maintaining a board that is diverse in viewpoint, experience, education and skills.

The fund seeks independent trustees who have high ethical standards and the highest levels of integrity and commitment, who have inquiring and independent minds, mature judgment, good communication skills, and other complementary personal qualifications and skills that enable them to function effectively in the context of the fund’s board and committee structure and who have the ability and willingness to dedicate sufficient time to effectively fulfill their duties and responsibilities.

Each independent trustee has a significant record of accomplishments in governance, business, not-for-profit organizations, government service, academia, law, accounting or other professions. Although no single list could identify all experience upon which the fund’s independent trustees draw in connection with their service, the following table summarizes key experience for each independent trustee. These references to the qualifications, attributes and skills of the trustees are pursuant to the disclosure requirements of the SEC, and shall not be deemed to impose any greater responsibility or liability on any trustee or the board as a whole. Notwithstanding the accomplishments listed below, none of the independent trustees is considered an “expert” within the meaning of the federal securities laws with respect to information in the fund’s registration statement.

Capital Group Private Client Services Funds — Page 35

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee[3]	Other directorships held by trustee during the past five years[4]	Other relevant experience
Vanessa C. L. Chang, 1952 Chair of the Board (Independent and Non-Executive) (2015)	Former Director, EL & EL Investments (real estate)	22	Edison International/ Southern California Edison; Transocean Ltd. (offshore drilling contractor) Former director of Sykes Enterprises (outsourced customer engagement service provider) (until 2021)

· Service as a chief executive officer, insurance-related (claims/dispute resolution) internet company

· Senior management experience, investment banking

· Former partner, public accounting firm

· Corporate board experience

· Service on advisory and trustee boards for charitable, educational and nonprofit organizations

· Former member of the Governing Council of the Independent Directors Council

· CPA (inactive)

Capital Group Private Client Services Funds — Page 36

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee[3]	Other directorships held by trustee during the past five years[4]	Other relevant experience
James G. Ellis, 1947 Trustee (2019)	Former Dean and Professor of Marketing, Marshall School of Business, University of Southern California	99	Advanced Merger Partners; EVe Mobility Acquisition Corp (acquisitions of companies in the electric vehicle market); J. G. Boswell (agricultural production); Mercury General Corporation	· Service as chief executive officer for multiple companies · Corporate board experience · Service on advisory and trustee boards for charitable, municipal and nonprofit organizations · MBA
Jennifer C. Feikin, 1968 Trustee (2019)	Business Advisor; previously held positions at Google, AOL, 20th Century Fox and McKinsey & Company; Trustee, The Nature Conservancy of Utah; former Trustee, The Nature Conservancy of California; former Director, First Descents	15	Hertz Global Holdings, Inc.	· Senior corporate management experience · Corporate board experience · Business consulting experience · Service on advisory and trustee boards for charitable and nonprofit organizations · JD
Pablo R. González Guajardo, 1967 Trustee (2019)	CEO, Kimberly-Clark de México, SAB de CV	22

América Móvil, SAB de CV (telecommunications company); Grupo Lala, SAB de CV (dairy company); Grupo Sanborns, SAB de CV (retail stores and restaurants); Kimberly-Clark de México, SAB de CV (consumer staples)

				· Service as a chief executive officer · Senior corporate management experience · Corporate board experience · Service on advisory and trustee boards for nonprofit organizations · MBA

Capital Group Private Client Services Funds — Page 37

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee[3]	Other directorships held by trustee during the past five years[4]	Other relevant experience
Leslie Stone Heisz, 1961 Trustee (2019)	Former Managing Director, Lazard (retired, 2010); Director, Edwards Lifesciences; Trustee, Public Storage; Director, Kaiser Permanente (California public benefit corporation)	15	None

· Senior corporate management experience, investment banking

· Business consulting experience

· Corporate board experience

· Service on advisory and trustee boards for charitable and nonprofit organizations

· MBA

William D. Jones, 1955 Trustee (2019)	Real estate developer/owner, President and CEO, CityLink Investment Corporation (acquires, develops and manages real estate ventures in urban communities) and for the former City Scene Management Company (provided commercial asset management services)	23	Biogen Inc.; Sempra Energy

· Senior investment and management experience, real estate

· Corporate board experience

· Service as director, Federal Reserve Boards of San Francisco and Los Angeles

· Service on advisory and trustee boards for charitable, educational, municipal and nonprofit organizations

· MBA

Capital Group Private Client Services Funds — Page 38

Interested trustees5

Interested trustees have similar qualifications, skills and attributes as the independent trustees. Interested trustees are senior executive officers of Capital Research and Management Company or its affiliates. This management role also permits them to make a significant contribution to the fund’s board.

Name, year of birth and position with fund (year first elected as a trustee/officer2)	Principal occupation(s) during the past five years and positions held with affiliated entities or the Principal Underwriter of the fund	Number of portfolios in fund complex overseen by trustee[3]	Other directorships[4] held by trustee during the past five years
John S. Armour, 1957 President and Trustee (2013)	President – Capital Group Private Client Services, Inc.*	9	None

Other officers6

Name, year of birth and position with fund (year first elected as an officer2)	Principal occupation(s) during the past five years and positions held with affiliated entities or the Principal Underwriter of the fund

Michael Stockton, 1967 Executive Vice President (2021)	Senior Vice President – Fund Business Management Group, Capital Research and Management Company

Aaron Applebaum, 1979 Senior Vice President (2017)	Partner – Capital Fixed Income Investors, Capital Research and Management Company
Mark Marinella, 1958 Senior Vice President (2016)	Partner – Capital Fixed Income Investors, Capital Research and Management Company

John R. Queen, 1965 Senior Vice President (2009)	Partner – Capital Fixed Income Investors, Capital Research and Management Company; Senior Vice President – Capital Group Private Client Services, Inc.*

Timothy W. McHale, 1978 Vice President (2009)	Senior Vice President and Senior Counsel – Fund Business Management Group, Capital Research and Management Company; Secretary, American Funds Distributors, Inc.*
Courtney R. Taylor, 1975 Secretary (2009)	Assistant Vice President – Fund Business Management Group, Capital Research and Management Company
Gregory F. Niland, 1971 Treasurer (2014)	Vice President - Investment Operations, Capital Research and Management Company
Susan K. Countess, 1966 Assistant Secretary (2012)	Associate – Fund Business Management Group, Capital Research and Management Company

Capital Group Private Client Services Funds — Page 39

Name, year of birth and position with fund (year first elected as an officer2)	Principal occupation(s) during the past five years and positions held with affiliated entities or the Principal Underwriter of the fund
Sandra Chuon, 1972 Assistant Treasurer (2019)	Assistant Vice President – Investment Operations, Capital Research and Management Company
Kyle J. Ilsley, 1980 Assistant Treasurer (2020)	Assistant Vice President – Investment Operations, Capital Research and Management Company

* Company affiliated with Capital Research and Management Company.

1 The term independent trustee refers to a trustee who is not an “interested person” of the fund within the meaning of the 1940 Act.

2 Trustees and officers of the fund serve until their resignation, removal or retirement.

3 "Fund complex" consists of the funds, Capital Group U.S. Equity Fund and Emerging Markets Growth Fund, Inc.SM and funds in the American Funds family of funds, all of which are managed by the investment adviser or its affiliates.

4 This includes all directorships/trusteeships (other than those in the fund or other funds managed by Capital Research and Management Company or its affiliates) that are held by each trustee as a director/trustee of a public company or a registered investment company. Unless otherwise noted, all directorships/trusteeships are current.

5 The term interested trustee refers to a trustee who is an “interested person” of the fund within the meaning of the 1940 Act, on the basis of his or her affiliation with the fund’s investment adviser, Capital Research and Management Company, or affiliated entities (including the fund’s principal underwriter).

6 All of the trustees and/or officers listed are officers of one or more of the other funds for which Capital Research and Management Company or an affiliate serves as investment adviser.

The address for all trustees and officers of the fund is 333 South Hope Street, 55th Floor, Los Angeles, California 90071, Attention: Secretary.

Capital Group Private Client Services Funds — Page 40

Fund shares owned by trustees as of December 31, 2020:

Name	Dollar range of fund shares owned[1]	Aggregate dollar range[1] of shares owned in all funds overseen by trustee in same family of investment companies as the fund

Independent trustees

Vanessa C. L. Chang	Over $100,000	Over $100,000
James G. Ellis	None	Over $100,000

Jennifer C. Feikin	None	$10,001-$50,000
Pablo R. González Guajardo	None	Over $100,000

Leslie Stone Heisz	Over $100,000	Over $100,000

William D. Jones	None	Over $100,000

Name	Dollar range of fund shares owned[1]	Aggregate dollar range[1] of shares owned in all funds overseen by trustee in same family of investment companies as the fund

Interested trustees[2]

John S. Armour	Over $100,000	Over $100,000

1 Ownership disclosure is made using the following ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; and Over $100,000.

2 The term interested trustee refers to a trustee who is an “interested person” of the fund within the meaning of the 1940 Act, on the basis of his or her affiliation with the fund’s investment adviser, Capital Research and Management Company, or affiliated entities (including the fund’s principal underwriter).

Capital Group Private Client Services Funds — Page 41

Trustee compensation — No compensation is paid by the funds to any officer or trustee who is a director, officer or employee of the investment adviser or its affiliates. Except for the independent trustees listed in the “Board of trustees and officers — Independent trustees” table under the “Management of the fund” section in this statement of additional information, all other officers and trustees of the fund are directors, officers or employees of the investment adviser or its affiliates. The series pays each independent trustee an annual retainer fee.

Board and committee chairs receive additional fees for their services.

Independent trustees also receive attendance fees for certain special joint meetings and information sessions with directors and trustees of other groupings of funds advised by the investment adviser or its affiliates. The fund and the other funds served by each independent trustee each pay a portion of these attendance fees.

No pension or retirement benefits are accrued as part of fund expenses. The series also reimburses certain expenses of the independent trustees.

Trustee compensation earned during the fiscal year ended October 31, 2021:

Name	Aggregate compensation from the series	Total compensation from all funds managed by Capital Research and Management Company or its affiliates
Joseph C. Berenato (Retired December 31, 2021)	$27,779	$442,625
Vanessa C. L. Chang	28,225	404,250
James G. Ellis	27,338	489,250
Jennifer C. Feikin	28,769	80,875
Pablo R. González Guajardo	27,626	379,000
Leslie Stone Heisz	28,986	81,500
William D. Jones	26,719	460,625

Capital Group Private Client Services Funds — Page 42

Series organization and the board of trustees — The series, an open-end, diversified management investment company, was organized as a Delaware statutory trust on October 22, 2009. Although the board of trustees has delegated day-to-day oversight to the investment adviser, all fund operations are supervised by the series' board of trustees which meets periodically and performs duties required by applicable state and federal laws.

Delaware law charges trustees with the duty of managing the business affairs of the trust. Trustees are considered to be fiduciaries of the trust and owe duties of care and loyalty to the trust and its shareholders.

The series has five funds and one class of shares. Fund shares have pro rata rights as to voting, redemption, dividends and liquidation. In addition, the trustees have the authority to establish new funds and classes of shares, and to split or combine outstanding shares into a greater or lesser number, without shareholder approval.

The series does not hold annual meetings of shareholders. However, significant matters that require shareholder approval, such as certain elections of board members or a change in a fundamental investment policy, will be presented to shareholders at a meeting called for such purpose. Shareholders have one vote per share owned. At the request of the holders of at least 10% of the shares, the series will hold a meeting at which any member of the board could be removed by a majority vote.

The series’ declaration of trust and by-laws that the trust has entered into provide in effect that, subject to certain conditions, the series will indemnify its officers and trustees against liabilities or expenses actually and reasonably incurred by them relating to their service to the series. However, trustees are not protected from liability by reason of their willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office.

Leadership structure — The board’s chair is currently an independent trustee who is not an “interested person” of the series within the meaning of the 1940 Act. The board has determined that an independent chair facilitates oversight and enhances the effectiveness of the board. The independent chair’s duties include, without limitation, generally presiding at meetings of the board, approving board meeting schedules and agendas, leading meetings of the independent trustees in executive session, facilitating communication with committee chairs, and serving as the principal independent trustee contact for series management and counsel to the independent trustees and the series.

Risk oversight — Day-to-day management of the series, including risk management, is the responsibility of the series’ contractual service providers, including the series’ investment adviser, principal underwriter/distributor and transfer agent. Each of these entities is responsible for specific portions of the series’ operations, including the processes and associated risks relating to the series’ investments, integrity of cash movements, financial reporting, operations and compliance. The board of trustees oversees the service providers’ discharge of their responsibilities, including the processes they use to manage relevant risks. In that regard, the board receives reports regarding the operations of the series’ service providers, including risks. For example, the board receives reports from investment professionals regarding risks related to the series’ investments and trading. The board also receives compliance reports from the series’ and the investment adviser’s chief compliance officers addressing certain areas of risk.

Committees of the series’ board, which are comprised of independent board members, none of whom is an “interested person” of the fund within the meaning of the 1940 Act, also explore risk management procedures in particular areas and then report back to the full board. For example, the series’ audit committee oversees the processes and certain attendant risks relating to financial reporting, valuation of fund assets, and related controls.

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Not all risks that may affect the series can be identified or processes and controls developed to eliminate or mitigate their effect. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the fund’s objectives. As a result of the foregoing and other factors, the ability of the series’ service providers to eliminate or mitigate risks is subject to limitations.

Committees of the board of trustees — The series has an audit committee comprised of all of its independent board members. The committee provides oversight regarding the series’ accounting and financial reporting policies and practices, its internal controls and the internal controls of the series’ principal service providers. The committee acts as a liaison between the series’ independent registered public accounting firm and the full board of trustees. The audit committee held five meetings during the 2021 fiscal year.

The series has a contracts committee comprised of all of the independent trustees. The committee’s principal function is to request, review and consider the information deemed necessary to evaluate the terms of certain agreements between the series and its investment adviser or the investment adviser's affiliates, such as the Investment Advisory and Service Agreement, Principal Underwriting Agreement, and Shareholder Services Agreement, that the fund may enter into, renew or continue, and to make its recommendations to the full board of trustees on these matters. The contracts committee held one meeting during the 2021 fiscal year.

The series has a nominating and governance committee comprised of all its independent board members. The committee periodically reviews such issues as the board’s composition, responsibilities, committees, compensation and other relevant issues, and recommends any appropriate changes to the full board of trustees. The committee also coordinates annual self-assessments of the board and evaluates, selects and nominates independent trustee candidates to the full board of trustees. While the committee normally is able to identify from its own and other resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the board. Such suggestions must be sent in writing to the nominating and governance committee of the series, addressed to the series’ secretary, and must be accompanied by complete biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee for consideration of his or her name by the committee. The nominating and governance committee held two meetings during the 2021 fiscal year.

Proxy voting procedures and principles — The fund’s investment adviser, in consultation with the fund’s board, has adopted Proxy Voting Procedures and Principles (the “Principles”) with respect to voting proxies of securities held by the fund, and other funds managed by the investment adviser or its affiliates. The complete text of these principles is available at capitalgroup.com. Proxies are voted by a committee of the appropriate equity investment division of the investment adviser under authority delegated by the funds’ boards. The Boards of the funds and the American Funds have established a Joint Proxy Committee (“JPC”) composed of independent board members from each fund and American Funds board. The JPC’s role is to facilitate appropriate oversight of the proxy voting process and provide valuable input on corporate governance and related matters.

The Principles, which have been in effect in substantially their current form for many years, provide an important framework for analysis and decision-making by all funds. However, they are not exhaustive and do not address all potential issues. The Principles provide a certain amount of flexibility so that all relevant facts and circumstances can be considered in connection with every vote. As a result, each proxy received is voted on a case-by-case basis considering the specific circumstances of each proposal. The voting process reflects the funds’ understanding of the company’s business, its management and its relationship with shareholders over time.

The investment adviser seeks to vote all U.S. proxies; however, in certain circumstances it may be impracticable or impossible to do so. Proxies for companies outside the U.S. also are voted, provided

Capital Group Private Client Services Funds — Page 44

there is sufficient time and information available. Certain regulators have granted investment limit relief to the investment adviser and its affiliates, conditioned upon limiting its voting power to specific voting ceilings. To comply with these voting ceilings, the investment adviser will scale back its votes across all funds and clients on a pro-rata basis based on assets. After a proxy statement is received, the investment adviser prepares a summary of the proposals contained in the proxy statement. A notation of any potential conflicts of interest also is included in the summary (see below for a description of Capital Research and Management Company’s special review procedures).

For proxies of securities managed by a particular equity investment division of the investment adviser, the initial voting recommendation is made by one or more of the division’s investment analysts familiar with the company and industry. A second recommendation is made by a proxy coordinator (an investment analyst or other individual with experience in corporate governance and proxy voting matters) within the appropriate investment division, based on knowledge of these Principles and familiarity with proxy-related issues. The proxy summary and voting recommendations are made available to the appropriate proxy voting committee for a final voting decision. In cases where a fund is co-managed and a security is held by more than one of the investment adviser’s equity investment divisions, the divisions may develop different voting recommendations for individual ballot proposals. If this occurs, and if permitted by local market conventions, the fund’s position will generally be voted proportionally by divisional holding, according to their respective decisions. Otherwise, the outcome will be determined by the equity investment division or divisions with the larger position in the security as of the record date for the shareholder meeting.

In addition to its proprietary proxy voting, governance and executive compensation research, Capital Research and Management Company may utilize research provided by Institutional Shareholder Services, Glass-Lewis & Co. or other third-party advisory firms on a case-by-case basis. It does not, as a policy, follow the voting recommendations provided by these firms. It periodically assesses the information provided by the advisory firms and reports to the JPC as appropriate.

From time to time the investment adviser may vote proxies issued by, or on proposals sponsored or publicly supported by (a) a client with substantial assets managed by the investment adviser or its affiliates, (b) an entity with a significant business relationship with Capital Group, or (c) a company with a director of the fund or an American Fund on its board (each referred to as an “Interested Party”). Other persons or entities may also be deemed an Interested Party if facts or circumstances appear to give rise to a potential conflict. The investment adviser analyzes these proxies and proposals on their merits and does not consider these relationships when casting its vote.

The investment adviser has developed procedures to identify and address instances where a vote could appear to be influenced by such a relationship. Under the procedures, prior to a final vote being cast by the investment adviser, the relevant proxy committees’ voting results for proxies issued by Interested Parties are reviewed by a Special Review Committee (“SRC”) of the investment division voting the proxy if the vote was in favor of the Interested Party.

If a potential conflict is identified according to the procedure above, the SRC will be provided with a summary of any relevant communications with the Interested Party, the rationale for the voting decision, information on the organization’s relationship with the party and any other pertinent information. The SRC will evaluate the information and determine whether the decision was in the best interest of fund shareholders. It will then accept or override the voting decision or determine alternative action. The SRC includes senior investment professionals and legal and compliance professionals.

Information regarding how the fund voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year will be available on or about September 1 of such year (a) without

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charge, upon request by calling American Funds Service Company at (800) 421-4225, and (b) on the SEC’s website at sec.gov.

The following summary sets forth the general positions of the fund and the investment adviser on various proposals. A copy of the full Principles is available upon request, free of charge, by calling American Funds Service Company.

Director matters — The election of a company’s slate of nominees for director generally is supported. Votes may be withheld for some or all of the nominees if this is determined to be in the best interest of shareholders or if, in the opinion of the investment adviser, such nominee has not fulfilled his or her fiduciary duty. Separation of the chairman and CEO positions also may be supported.

Governance provisions — Typically, proposals to declassify a board (elect all directors annually) are supported based on the belief that this increases the directors’ sense of accountability to shareholders. Proposals for cumulative voting generally are supported in order to promote management and board accountability and an opportunity for leadership change. Proposals designed to make director elections more meaningful, either by requiring a majority vote or by requiring any director receiving more withhold votes than affirmative votes to tender his or her resignation, generally are supported.

Shareholder rights — Proposals to repeal an existing poison pill generally are supported. (There may be certain circumstances, however, when a proxy voting committee of a fund or an investment division of the investment adviser believes that a company needs to maintain anti-takeover protection.) Proposals to eliminate the right of shareholders to act by written consent or to take away a shareholder’s right to call a special meeting typically are not supported.

Compensation and benefit plans — Option plans are complicated, and many factors are considered in evaluating a plan. Each plan is evaluated based on protecting shareholder interests and a knowledge of the company and its management. Considerations include the pricing (or repricing) of options awarded under the plan and the impact of dilution on existing shareholders from past and future equity awards. Compensation packages should be structured to attract, motivate and retain existing employees and qualified directors; however, they should not be excessive.

Routine matters — The ratification of auditors, procedural matters relating to the annual meeting and changes to company name are examples of items considered routine. Such items generally are voted in favor of management’s recommendations unless circumstances indicate otherwise.

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Principal fund shareholders — The following table identifies those investors who own of record, or are known by the fund to own beneficially, 5% or more of any class of its shares as of the opening of business on December 1, 2021. Unless otherwise indicated, the ownership percentages below represent ownership of record rather than beneficial ownership.

Name and address	Fund	Ownership	Ownership percentage
Capital Group Private Client Services Omnibus Account #1 Irvine, CA	Capital Group Core Municipal Fund	Record	84.56%
Capital Group Private Client Services Omnibus Account #2 Irvine, CA	Capital Group Core Municipal Fund	Record	14.84
Capital Group Private Client Services Omnibus Account #3 Irvine, CA	Capital Group Short-Term Municipal Fund	Record	90.52
Capital Group Private Client Services Omnibus Account #4 Irvine, CA	Capital Group Short-Term Municipal Fund	Record	6.93
Capital Group Private Client Services Omnibus Account #5 Irvine, CA	Capital Group California Core Municipal Fund	Record	82.66
Capital Group Private Client Services Omnibus Account #6 Irvine, CA	Capital Group California Core Municipal Fund	Record	17.02
Capital Group Private Client Services Omnibus Account #7 Irvine, CA	Capital Group California Short-Term Municipal Fund	Record	76.61
Capital Group Private Client Services Omnibus Account #8 Irvine, CA	Capital Group California Short-Term Municipal Fund	Record	18.93
Capital Group Private Client Services Omnibus Account #9 Irvine, CA	Capital Group Core Bond Fund	Record	83.02
Capital Group Private Client Services Omnibus Account #10 Irvine, CA	Capital Group Core Bond Fund	Record	10.07

As of December 1, 2021, the officers and trustees of the fund, as a group, owned beneficially or of record less than 1% of the outstanding shares of the fund.

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Investment adviser — Capital Research and Management Company, the fund’s investment adviser, founded in 1931, maintains research facilities in the United States and abroad (Beijing, Geneva, Hong Kong, London, Los Angeles, Mumbai, New York, San Francisco, Singapore, Tokyo and Washington, D.C.). These facilities are staffed with experienced investment professionals. The investment adviser is located at 333 South Hope Street, Los Angeles, CA 90071. It is a wholly owned subsidiary of The Capital Group Companies, Inc., a holding company for several investment management subsidiaries. Capital Research and Management Company manages equity assets through three equity investment divisions and fixed income assets through its fixed income investment division, Capital Fixed Income Investors. The three equity investment divisions — Capital World Investors, Capital Research Global Investors and Capital International Investors — make investment decisions independently of one another. Portfolio managers in Capital International Investors rely on a research team that also provides investment services to institutional clients and other accounts advised by affiliates of Capital Research and Management Company. The investment adviser, which is deemed under the Commodity Exchange Act (the “CEA”) to be the operator of the funds, has claimed an exclusion from the definition of the term commodity pool operator under the CEA with respect to the funds and, therefore, is not subject to registration or regulation as such under the CEA with respect to the funds.

The investment adviser has adopted policies and procedures that address issues that may arise as a result of an investment professional’s management of the fund and other funds and accounts. Potential issues could involve allocation of investment opportunities and trades among funds and accounts, use of information regarding the timing of fund trades, investment professional compensation and voting relating to portfolio securities. The investment adviser believes that its policies and procedures are reasonably designed to address these issues.

On July 1, 2019, the investment adviser of the funds changed from Capital Guardian Trust Company (“CGTC”) to Capital Research and Management Company (“CRMC”), an affiliate of CGTC. Accordingly, CRMC has assumed CGTC’s duties and obligations as investment adviser. Importantly, there has not been a change in the actual control or management of the fund’s investment adviser, and this change did not require shareholder approval.

Compensation of investment professionals — As described in the prospectus, the investment adviser uses a system of multiple portfolio managers in managing fund assets. In addition, a portion of a fund's portfolio may include the investment decisions of Capital Research and Management Company’s investment analysts. Notwithstanding this system, certain of the funds are currently managed by one portfolio manager.

Portfolio managers and investment analysts are paid competitive salaries by Capital Research and Management Company. In addition, they may receive bonuses based on their individual portfolio results. Investment professionals also may participate in profit-sharing plans. The relative mix of compensation represented by bonuses, salary and profit-sharing plans will vary depending on the individual’s portfolio results, contributions to the organization and other factors.

To encourage a long-term focus, bonuses based on investment results are calculated by comparing pretax total investment returns to relevant benchmarks over the most recent one-, three-, five- and eight-year periods, with increasing weight placed on each succeeding measurement period. For portfolio managers, benchmarks may include measures of the marketplaces in which the fund invests and measures of the results of comparable mutual funds. For investment analysts, benchmarks may include relevant market measures and appropriate industry or sector indexes reflecting their areas of expertise. Capital Research and Management Company makes periodic subjective assessments of analysts’ contributions to the investment process and this is an element of their overall compensation. The investment results of each of the fund’s portfolio managers may be measured against one or more benchmarks, depending on his or her investment focus, such as:

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Capital Group Core Municipal Fund – Bloomberg Municipal Short-Intermediate 1-10 Years Index; and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund;

Capital Group Short-Term Municipal Fund – Bloomberg Municipal Short 1-5 Years Index; and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund;

Capital Group California Core Municipal Fund – Bloomberg California Short-Intermediate Municipal Index; and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund;

Capital Group California Short-Term Municipal Fund – Bloomberg California Short Municipal Index; and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund; and

Capital Group Core Bond Fund – Bloomberg Intermediate A+ U.S. Government/Credit Index; and a custom average consisting of funds that disclose investment objectives and strategies comparable to those of the fund.

From time to time, Capital Research and Management Company may adjust or customize these benchmarks to better reflect the universe of comparably managed funds of competitive investment management firms.

Portfolio manager fund holdings and other managed accounts — As described below, portfolio managers may personally own shares of the fund. In addition, portfolio managers may manage portions of other mutual funds or accounts advised by Capital Research and Management Company or its affiliates.

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The following table reflects information as of October 31, 2021:

Portfolio manager	Dollar range of fund shares owned[1]	Number of other registered investment companies (RICs) for which portfolio manager is a manager (assets of RICs in billions)[2]		Number of other pooled investment vehicles (PIVs) for which portfolio manager is a manager (assets of PIVs in billions)[2]		Number of other accounts for which portfolio manager is a manager (assets of other accounts in billions) [2,3]
Capital Group Core Municipal Fund
Aaron Applebaum	$10,001 – $50,000	3	$9.7	None		1	$1.65
Mark Marinella	$10,001 – $50,000	6	$13.8	None		473	$4.62
Capital Group Short-Term Municipal Fund
Aaron Applebaum	$100,001 – $500,000	3	$10.3	None		1	$1.65
Mark Marinella	$0 – $10,000	6	$14.4	None		473	$4.62
Capital Group California Core Municipal Fund
Mark Marinella	$100,001 – $500,000	6	$13.9	None		473	$4.62
Capital Group California Short-Term Municipal Fund
Mark Marinella	$0 – $10,000	6	$14.4	None		473	$4.62
Capital Group Core Bond Fund
John R. Queen	$100,001 – $500,000	21	$498.0	3	$2.89	100	$0.58

1 Ownership disclosure is made using the following ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; $100,001 – $500,000; $500,001 – $1,000,000; and Over $1,000,000.

2 Indicates other RIC(s), PIV(s) or other accounts managed by Capital Research and Management Company or its affiliates for which the portfolio manager also has significant day to day management responsibilities. Assets noted are the total net assets of the RIC(s) , PIV(s) or other accounts and are not the total assets managed by the individual, which is a substantially lower amount. No RIC, PIV or other account has an advisory fee that is based on the performance of the RIC, PIV or other account.

3 Personal brokerage accounts of portfolio managers and their families are not reflected.

The fund’s investment adviser has adopted policies and procedures to mitigate material conflicts of interest that may arise in connection with a portfolio manager’s management of the fund, on the one hand, and investments in the other pooled investment vehicles and other accounts, on the other hand, such as material conflicts relating to the allocation of investment opportunities that may be suitable for both the fund and such other accounts.

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Investment Advisory and Service Agreement — The Investment Advisory and Service Agreement (the “Agreement”) between the series and the investment adviser will continue in effect until July 31, 2022, unless sooner terminated, and may be renewed from year to year thereafter, provided that any such renewal has been specifically approved at least annually by (a) the board of trustees, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the applicable fund in the series, and (b) the vote of a majority of trustees who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any such party, in accordance with applicable laws and regulations. The Agreement provides that the investment adviser has no liability to the series for its acts or omissions in the performance of its obligations to the series not involving willful misconduct, bad faith, gross negligence or reckless disregard of its obligations under the Agreement. The Agreement also provides that either party has the right to terminate it, without penalty, upon 60 days’ written notice to the other party, and that the Agreement automatically terminates in the event of its assignment (as defined in the 1940 Act). In addition, the Agreement provides that the investment adviser may delegate all, or a portion of, its investment management responsibilities to one or more subsidiary advisers approved by the series’ board, pursuant to an agreement between the investment adviser and such subsidiary. Any such subsidiary adviser will be paid solely by the investment adviser out of its fees.

In addition to providing investment advisory services, the investment adviser furnishes the services and pays the compensation and travel expenses of persons to perform the series’ executive, administrative, clerical and bookkeeping functions, and provides suitable office space, necessary small office equipment and utilities, supplies and postage used at the series’ offices.

The series will pay all expenses not assumed by the investment adviser, including, but not limited to: custodian, stock transfer and dividend disbursing fees and expenses; shareholder recordkeeping and administrative expenses; costs of the designing, printing and mailing of reports, prospectuses, proxy statements and notices to shareholders; taxes; expenses of the issuance and redemption of fund shares (including registration and qualification fees and expenses); legal, accounting and auditing expenses; compensation, fees and expenses paid to independent trustees (including legal counsel fees); association dues; costs of stationery and forms prepared exclusively for the funds; and costs of assembling and storing shareholder account data.

The investment adviser is currently reimbursing a portion of the expenses for Capital Group Short-Term Municipal Fund. This reimbursement will be in effect through at least January 1, 2023. The adviser may elect at its discretion to extend, modify or terminate the reimbursements at that time. For the fiscal years ended October 31, 2021, 2020 and 2019, the total expenses reimbursed by the investment adviser were as follows:

Capital Group Short-Term Municipal Fund	2021 2020 2019	$11,000 36,000 67,000

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Under the Agreement, the investment adviser receives a management fee based on the following annualized rates:

Fund	Rate
Capital Group Core Municipal Fund	0.250%
Capital Group Short-Term Municipal Fund	0.250
Capital Group California Core Municipal Fund	0.250
Capital Group California Short-Term Municipal Fund	0.250
Capital Group Core Bond Fund	0.250

Management fees are paid monthly and accrued daily based on the average net assets of each fund.

For the fiscal years ended October 31, 2021, 2020 and 2018, the investment adviser earned from the funds the following management fees:

Capital Group Core Municipal Fund	2021	$1,808,000
	2020	1,534,000
	2018	1,331,000
Capital Group Short Term Municipal Fund	2021	501,000
	2020	425,000
	2018	334,000
Capital Group California Core Municipal Fund	2021	1,597,000
	2020	1,479,000
	2018	1,267,000
Capital Group California Short-Term Municipal Fund	2021	475,000
	2020	425,000
	2018	384,000
Capital Group Core Bond Fund	2021	1,502,000
	2020	1,300,000
	2018	1,167,000

Principal Underwriter — American Funds Distributors, Inc. (the “Principal Underwriter”) is the principal underwriter of each fund’s shares. The Principal Underwriter is located at 333 South Hope Street, Los Angeles, CA 90071; 6455 Irvine Center Drive, Irvine, CA 92618; 3500 Wiseman Boulevard, San Antonio, TX 78251; and 12811 North Meridian Street, Carmel, IN 46032.

The Principal Underwriter does not receive any compensation related to the sale of shares of the fund.

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Execution of portfolio transactions

The investment adviser places orders with broker-dealers for the fund’s portfolio transactions. Purchases and sales of equity securities on a securities exchange or an over-the-counter market are effected through broker-dealers who receive commissions for their services. Generally, commissions relating to securities traded on foreign exchanges will be higher than commissions relating to securities traded on U.S. exchanges and may not be subject to negotiation. Equity securities may also be purchased from underwriters at prices that include underwriting fees. Purchases and sales of fixed income securities are generally made with an issuer or a primary market maker acting as principal with no stated brokerage commission. The price paid to an underwriter for fixed income securities includes underwriting fees. Prices for fixed income securities in secondary trades usually include undisclosed compensation to the market maker reflecting the spread between the bid and ask prices for the securities.

In selecting broker-dealers, the investment adviser strives to obtain “best execution” (the most favorable total price reasonably attainable under the circumstances) for the fund’s portfolio transactions, taking into account a variety of factors. These factors include the size and type of transaction, the nature and character of the markets for the security to be purchased or sold, the cost, quality, likely speed and reliability of execution and settlement, the broker-dealer’s or execution venue’s ability to offer liquidity and anonymity and the trade-off between market impact and opportunity costs. The investment adviser considers these factors, which involve qualitative judgments, when selecting broker-dealers and execution venues for fund portfolio transactions. The investment adviser views best execution as a process that should be evaluated over time as part of an overall relationship with particular broker-dealer firms. The investment adviser and its affiliates negotiate commission rates with broker-dealers based on what they believe is reasonably necessary to obtain best execution. They seek, on an ongoing basis, to determine what the reasonable levels of commission rates for execution services are in the marketplace, taking various considerations into account, including the extent to which a broker-dealer has put its own capital at risk, historical commission rates and commission rates that other institutional investors are paying. The fund does not consider the investment adviser as having an obligation to obtain the lowest commission rate available for a portfolio transaction to the exclusion of price, service and qualitative considerations. Brokerage commissions are only a small part of total execution costs and other factors, such as market impact and speed of execution, contribute significantly to overall transaction costs.

The investment adviser may execute portfolio transactions with broker-dealers who provide certain brokerage and/or investment research services to it but only when in the investment adviser’s judgment the broker-dealer is capable of providing best execution for that transaction. The investment adviser makes decisions for procurement of research separately and distinctly from decisions on the choice of brokerage and execution services. The receipt of these research services permits the investment adviser to supplement its own research and analysis and makes available the views of, and information from, individuals and the research staffs of other firms. Such views and information may be provided in the form of written reports, telephone contacts and meetings with securities analysts. These services may include, among other things, reports and other communications with respect to individual companies, industries, countries and regions, economic, political and legal developments, as well as scheduling meetings with corporate executives and seminars and conferences related to relevant subject matters. Research services that the investment adviser receives from broker-dealers may be used by the investment adviser in servicing the fund and other funds and accounts that it advises; however, not all such services will necessarily benefit the fund.

The investment adviser bears the cost of all third-party investment research services for all client accounts it advises. However, in order to compensate certain U.S. broker-dealers for research consumed, and valued, by the investment adviser’s investment professionals, the investment adviser continues to operate a limited commission sharing arrangement with commissions on equity trades for certain registered investment companies it advises. The investment adviser voluntarily reimburses such

Capital Group Private Client Services Funds — Page 53

registered investment companies for all amounts collected into the commission sharing arrangement. In order to operate the commission sharing arrangement, the investment adviser may cause such registered investment companies to pay commissions in excess of what other broker-dealers might have charged for certain portfolio transactions in recognition of brokerage and/or investment research services. In this regard, the investment adviser has adopted a brokerage allocation procedure consistent with the requirements of Section 28(e) of the U.S. Securities Exchange Act of 1934. Section 28(e) permits the investment adviser and its affiliates to cause an account to pay a higher commission to a broker-dealer to compensate the broker-dealer or another service provider for certain brokerage and/or investment research services provided to the investment adviser and its affiliates, if the investment adviser and each affiliate makes a good faith determination that such commissions are reasonable in relation to the value of the services provided by such broker-dealer to the investment adviser and its affiliates in terms of that particular transaction or the investment adviser’s overall responsibility to the fund and other accounts that it advises. Certain brokerage and/or investment research services may not necessarily benefit all accounts paying commissions to each such broker-dealer; therefore, the investment adviser and its affiliates assess the reasonableness of commissions in light of the total brokerage and investment research services provided to the investment adviser and its affiliates. Further, investment research services may be used by all investment associates of the investment adviser and its affiliates, regardless of whether they advise accounts with trading activity that generates eligible commissions.

In accordance with their internal brokerage allocation procedure, the investment adviser and its affiliates periodically assess the brokerage and investment research services provided by each broker-dealer and each other service provider from which they receive such services. As part of its ongoing relationships, the investment adviser and its affiliates routinely meet with firms to discuss the level and quality of the brokerage and research services provided, as well as the value and cost of such services. In valuing the brokerage and investment research services the investment adviser and its affiliates receive from broker-dealers and other research providers in connection with its good faith determination of reasonableness, the investment adviser and its affiliates take various factors into consideration, including the quantity, quality and usefulness of the services to the investment adviser and its affiliates. Based on this information and applying their judgment, the investment adviser and its affiliates set an annual research budget.

Research analysts and portfolio managers periodically participate in a research poll to determine the usefulness and value of the research provided by individual broker-dealers and research providers. Based on the results of this research poll, the investment adviser and its affiliates may, through commission sharing arrangements with certain broker-dealers, direct a portion of commissions paid to a broker-dealer by the fund and other registered investment companies managed by the investment adviser or its affiliates to be used to compensate the broker-dealer and/or other research providers for research services they provide. While the investment adviser and its affiliates may negotiate commission rates and enter into commission sharing arrangements with certain broker-dealers with the expectation that such broker-dealers will be providing brokerage and research services, none of the investment adviser, any of its affiliates or any of their clients incurs any obligation to any broker-dealer to pay for research by generating trading commissions. The investment adviser and its affiliates negotiate prices for certain research that may be paid through commission sharing arrangements or by themselves with cash.

When executing portfolio transactions in the same equity security for the funds and accounts, or portions of funds and accounts, over which the investment adviser, through its equity investment divisions, has investment discretion, each investment division within the adviser and its affiliates normally aggregates its respective purchases or sales and executes them as part of the same transaction or series of transactions. When executing portfolio transactions in the same fixed income security for the fund and the other funds or accounts over which it or one of its affiliated companies has investment discretion, the investment adviser normally aggregates such purchases or sales and executes them as part of the same transaction or series of transactions. The objective of aggregating

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purchases and sales of a security is to allocate executions in an equitable manner among the funds and other accounts that have concurrently authorized a transaction in such security. The investment adviser and its affiliates serve as investment adviser for certain accounts that are designed to be substantially similar to another account. This type of account will often generate a large number of relatively small trades when it is rebalanced to its reference fund due to differing cash flows or when the account is initially started up. The investment adviser may not aggregate program trades or electronic list trades executed as part of this process. Non-aggregated trades performed for these accounts will be allocated entirely to that account. This is done only when the investment adviser believes doing so will not have a material impact on the price or quality of other transactions.

The investment adviser currently owns an interest in IEX Group and Luminex Trading and Analytics. The investment adviser may place orders on these or other exchanges or alternative trading systems in which it, or one of its affiliates, has an ownership interest, provided such ownership interest is less than five percent of the total ownership interests in the entity. The investment adviser is subject to the same best execution obligations when trading on any such exchange or alternative trading system.

Purchase and sale transactions may be effected directly among and between certain funds or accounts advised by the investment adviser or its affiliates, including the fund. The investment adviser maintains cross-trade policies and procedures and places a cross-trade only when such a trade is in the best interest of all participating clients and is not prohibited by the participating funds’ or accounts’ investment management agreement or applicable law.

The investment adviser may place orders for the fund’s portfolio transactions with broker-dealers who have sold shares of the funds managed by the investment adviser or its affiliated companies; however, it does not consider whether a broker-dealer has sold shares of the funds managed by the investment adviser or its affiliated companies when placing any such orders for the fund’s portfolio transactions.

Purchases and sales of futures contracts for the fund will be effected through executing brokers and FCMs that specialize in the types of futures contracts that the fund expects to hold. The investment adviser will use reasonable efforts to choose executing brokers and FCMs capable of providing the services necessary to obtain the most favorable price and execution available. The full range and quality of services available will be considered in making these determinations. The investment adviser will monitor the executing brokers and FCMs used for purchases and sales of futures contracts for their ability to execute trades based on many factors, such as the sizes of the orders, the difficulty of executions, the operational facilities of the firm involved and other factors.

Forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers. The cost to the fund of engaging in such contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because such contracts are entered into on a principal basis, their prices usually include undisclosed compensation to the market maker reflecting the spread between the bid and ask prices for the contracts. The fund may incur additional fees in connection with the purchase or sale of certain contracts.

No brokerage commissions were paid by the fund on portfolio transactions for the fiscal years ended October 31, 2021, 2020 and 2019.

The series is required to disclose information regarding investments in the securities of its “regular” broker-dealers (or parent companies of its regular broker-dealers) that derive more than 15% of their revenue from broker-dealer, underwriter or investment adviser activities. A regular broker-dealer is (a) one of the 10 broker-dealers that received from the series the largest amount of brokerage commissions by participating, directly or indirectly, in the series’ portfolio transactions during the series’ most recently completed fiscal year; (b) one of the 10 broker-dealers that engaged as principal

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in the largest dollar amount of portfolio transactions of the series during the series’ most recently completed fiscal year; or (c) one of the 10 broker-dealers that sold the largest amount of securities of the series during the series’ most recently completed fiscal year. At the end of the trust’s most recently completed fiscal year, the trust’s regular broker-dealers included Citigroup, Inc., Credit Suisse Group AG, Goldman Sachs Group, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC. At the end of the series’ most recently completed fiscal year, the following funds held debt or equity securities of an affiliated company of such regular broker-dealers:

	Affiliated company of regular broker-dealer	Type of security	Amount
Capital Group Core Bond Fund	Citigroup, Inc.	Debt	$ 2,255,000
	Credit Suisse Group AG	Debt	524,000
	Goldman Sachs Group, Inc.	Debt	6,486,000
	J.P. Morgan Securities LLC	Debt	4,070,000
	Morgan Stanley & Co. LLC	Debt	5,457,000
	Wells Fargo Securities, LLC	Debt	1,736,000

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Disclosure of portfolio holdings

The fund’s investment adviser, on behalf of the fund, has adopted policies and procedures with respect to the disclosure of information about fund portfolio securities. These policies and procedures have been reviewed by the fund’s board of trustees and compliance will be periodically assessed by the board in connection with reporting from the fund’s Chief Compliance Officer.

Under these policies and procedures, each fund's complete list of portfolio holdings available for public disclosure, dated as of the end of each calendar quarter, is permitted to be posted on the funds’ website (capitalgrouppcsfunds.com) no earlier than the 10th day after such calendar quarter. The publicly disclosed portfolio may exclude certain securities when deemed to be in the best interest of the fund as permitted by applicable regulations. In addition, each fund’s list of top ten portfolio holdings measured by percentage of net assets invested, dated as of the end of each calendar month, is permitted to be posted on the funds’ website no earlier than the 10th day after such month. Such portfolio holdings information may then be disclosed to any person pursuant to an ongoing arrangement to disclose portfolio holdings information to such person no earlier than one day after the day on which the information is posted on the funds’ website.

Certain intermediaries are provided additional information about the fund’s management team, including information on the fund’s portfolio securities they have selected. This information is provided to larger intermediaries that require the information to make the fund available for investment on the firm’s platform. Intermediaries receiving the information are required to keep it confidential and use it only to analyze the fund.

The fund’s custodian, outside counsel, auditor, financial printers, proxy voting service providers, pricing information vendors, consultants or agents operating under a contract with the investment adviser or its affiliates and co-litigants (such as in connection with a bankruptcy proceeding related to a fund holding), each of which requires portfolio holdings information for legitimate business and fund oversight purposes, may receive fund portfolio holdings information earlier. See the “General information” section in this statement of additional information for further information about the fund’s custodian, outside counsel and auditor.

Affiliated persons of the fund, including officers of the fund and employees of the investment adviser and its affiliates, who receive portfolio holdings information are subject to restrictions and limitations on the use and handling of such information pursuant to applicable codes of ethics, including requirements not to trade in securities based on confidential and proprietary investment information, to maintain the confidentiality of such information, and to pre-clear securities trades and report securities transactions activity, as applicable. For more information on these restrictions and limitations, please see the “Code of ethics” section in this statement of additional information and the Code of Ethics. Third-party service providers of the fund, and other entities as described in this statement of additional information, receiving such information are subject to confidentiality obligations and obligations that would prohibit them from trading in securities based on such information. When portfolio holdings information is disclosed other than through the funds’ website to persons not affiliated with the fund (which, as described above, would typically occur no earlier than one day after the day on which the information is made available), such persons will be bound by agreements (including confidentiality agreements) or fiduciary or other obligations that restrict and limit their use of the information to legitimate business uses only. None of the fund nor its investment adviser or any of their affiliates receives compensation or other consideration in connection with the disclosure of information about portfolio securities.

Subject to board policies, the authority to disclose a fund's portfolio holdings, and to establish policies with respect to such disclosure, resides with the investment adviser. In exercising its authority, the investment adviser determines whether disclosure of information about a fund's portfolio securities is

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appropriate and in the best interest of fund shareholders. The investment adviser has implemented policies and procedures to address conflicts of interest that may arise from the disclosure of fund holdings. For example, the investment adviser’s code of ethics specifically requires, among other things, the safeguarding of information about fund holdings and contains prohibitions designed to prevent the personal use of confidential, proprietary investment information in a way that would conflict with fund transactions. In addition, the investment adviser believes that its current policy of not selling portfolio holdings information and not disclosing such information to unaffiliated third parties until such holdings have been made public on the funds’ website (other than to certain service providers of the fund for legitimate business and fund oversight purposes) helps reduce potential conflicts of interest between fund shareholders and the investment adviser and its affiliates.

The fund’s investment adviser and its affiliates provide investment advice to clients other than the funds that have investment objectives that may be substantially similar to those of the funds. These clients also may have portfolios consisting of holdings substantially similar to those of a fund and generally have access to current portfolio holdings information for their accounts. These clients do not owe the fund’s investment adviser or a fund a duty of confidentiality with respect to disclosure of their portfolio holdings.

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Price of shares

Shares are purchased at the offering price or sold at the net asset value price next determined after the purchase or sell order is received by the series or the Transfer Agent provided that your request contains all information and legal documentation necessary to process the transaction. The Transfer Agent may accept written orders for the sale of fund shares on a future date. These orders are subject to the Transfer Agent’s policies, which generally allow shareholders to provide a written request to sell shares at the net asset value on a specified date no more than five business days after receipt of the order by the Transfer Agent. Any request to sell shares on a future date will be rejected if the request is not in writing, if the requested transaction date is more than five business days after the Transfer Agent receives the request or if the request does not contain all information and legal documentation necessary to process the transaction.

The offering or net asset value price is effective for orders received prior to the time of determination of the net asset value and, in the case of orders placed with dealers or their authorized designees, accepted by the Principal Underwriter, the Transfer Agent, a dealer or any of their designees. In the case of orders sent directly to the fund or the Transfer Agent, an investment dealer should be indicated. The dealer is responsible for promptly transmitting purchase and sell orders to the Principal Underwriter.

Prices listed do not always indicate prices at which you will be purchasing and redeeming shares of the fund, since such prices generally reflect the previous day’s closing price, while purchases and redemptions are made at the next calculated price. The price you pay for shares, the offering price, is based on the net asset value per share, which is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. If the New York Stock Exchange makes a scheduled (e.g. the day after Thanksgiving) or an unscheduled close prior to 4 p.m. New York time, the net asset value of the fund will be determined at approximately the time the New York Stock Exchange closes on that day. If on such a day market quotations and prices from third-party pricing services are not based as of the time of the early close of the New York Stock Exchange but are as of a later time (up to approximately 4 p.m. New York time), for example because the market remains open after the close of the New York Stock Exchange, those later market quotations and prices will be used in determining the fund’s net asset value.

Orders in good order received after the New York Stock Exchange closes (scheduled or unscheduled) will be processed at the net asset value (plus any applicable sales charge) calculated on the following business day. The New York Stock Exchange is currently closed on weekends and on the following holidays: New Year’s Day; Martin Luther King Jr. Day; Presidents’ Day; Good Friday; Memorial Day; Juneteenth National Independence Day; Independence Day; Labor Day; Thanksgiving Day; and Christmas Day. Each fund has a separately calculated net asset value (and share price).

Orders received by the investment dealer or authorized designee, the Transfer Agent or the series after the time of the determination of the net asset value will be entered at the next calculated offering price. Note that investment dealers, other intermediaries or Capital Group Private Client Services investment counselors may have their own rules about share transactions and may have earlier cut-off times than those of the series. For more information about how to purchase through your intermediary, contact your intermediary directly. For more information about how to purchase through Capital Group Private Client Services investment counselors, contact your Capital Group Private Client Services investment counselor directly.

All portfolio securities of funds managed by Capital Research and Management Company (other than American Funds U.S. Government Money Market Fund) are valued, and the net asset values per share

Capital Group Private Client Services Funds — Page 59

are determined, as indicated below. The fund follows standard industry practice by typically reflecting changes in its holdings of portfolio securities on the first business day following a portfolio trade.

Equity securities, including depositary receipts, are generally valued at the official closing price of, or the last reported sale price on, the exchange or market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Prices for each security are taken from the principal exchange or market on which the security trades.

Fixed income securities, including short-term securities, are generally valued at prices obtained from one or more pricing vendors. The pricing vendors base prices on, among other things, benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, underlying equity of the issuer, interest rate volatilities, spreads and other relationships observed in the markets among comparable securities and proprietary pricing models such as yield measures calculated using factors such as cash flows, prepayment information, default rates, delinquency and loss assumptions, financial or collateral characteristics or performance, credit enhancements, liquidation value calculations, specific deal information and other reference data. The fund’s investment adviser performs certain checks on vendor prices prior to calculation of the fund’s net asset value. When the investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or not deemed to be representative), fixed income securities will be valued in good faith at the mean quoted bid and asked prices that are reasonably and timely available (or bid prices, if asked prices are not available) or at prices for securities of comparable maturity, quality and type.

Securities with both fixed income and equity characteristics (e.g., convertible bonds, preferred stocks, units comprised of more than one type of security, etc.), or equity securities traded principally among fixed income dealers, are generally valued in the manner described above for either equity or fixed income securities, depending on which method is deemed most appropriate by the investment adviser.

Forward currency contracts are valued at the mean of representative quoted bid and asked prices, generally based on prices supplied by one or more pricing vendors.

Futures contracts are generally valued at the official settlement price of, or the last reported sale price on, the principal exchange or market on which such instruments are traded, as of the close of business on the day the contracts are being valued or, lacking any sales, at the last available bid price.

Swaps, including both interest rate swaps and positions in credit default swap indices, are valued using market quotations or valuations provided by one or more pricing vendors.

Assets or liabilities initially expressed in terms of currencies other than U.S. dollars are translated prior to the next determination of the net asset value of the fund’s shares into U.S. dollars at the prevailing market rates.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the investment adviser are fair-valued as determined in good faith under fair value guidelines adopted by authority of the series’ board. Subject to board oversight, the series’ board has appointed the fund’s investment adviser to make fair valuation determinations, which are directed by a valuation committee established by the fund’s investment adviser. The board receives regular reports describing fair-valued securities and the valuation methods used.

The valuation committee has adopted guidelines and procedures (consistent with SEC rules and guidance) to consider certain relevant principles and factors when making fair value determinations. As a general principle, securities lacking readily available market quotations, or that have quotations

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that are considered unreliable by the investment adviser, are valued in good faith by the valuation committee based upon what the fund might reasonably expect to receive upon their current sale. Fair valuations and valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred. The valuation committee considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security, contractual or legal restrictions on resale of the security, relevant financial or business developments of the issuer, actively traded similar or related securities, conversion or exchange rights on the security, related corporate actions, significant events occurring after the close of trading in the security and changes in overall market conditions. The valuation committee employs additional fair value procedures to address issues related to equity securities that trade principally in markets outside the United States. Such securities may trade in markets that open and close at different times, reflecting time zone differences. If significant events occur after the close of a market (and before the fund’s net asset values are next determined) which affect the value of equity securities held in the fund’s portfolio, appropriate adjustments from closing market prices may be made to reflect these events. Events of this type could include, for example, earthquakes and other natural disasters or significant price changes in other markets (e.g., U.S. stock markets).

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Taxes and distributions

Disclaimer: Some of the following information may not apply to certain shareholders including those holding fund shares in a tax-deferred account, such as a retirement plan. Shareholders should consult their tax advisers about the application of federal, state and local tax law in light of their particular situation.

Taxation as a regulated investment company — The fund intends to qualify each year as a “regulated investment company” under Subchapter M of the Internal Revenue Code (“Code”) so that it will not be liable for federal tax on income and capital gains distributed to shareholders. In order to qualify as regulated investment companies, and avoid being subject to federal income taxes, the fund intends to distribute substantially all of its net investment income and realized net capital gains on a fiscal year basis, and intend to comply with other tests applicable to regulated investment companies under Subchapter M.

The Code includes savings provisions allowing the fund to cure inadvertent failures certain qualification tests required under Subchapter M. However, should the fund fail to qualify under Subchapter M, the fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains.

Amounts not distributed by the fund on a timely basis in accordance with the calendar year distribution requirement may be subject to a nondeductible 4% excise tax. Unless an applicable exception applies, to avoid the tax, the fund must distribute during each calendar year an amount equal to the sum of (a) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (b) at least 98.2% of its capital gains in excess of its capital losses for the twelve-month period ending on October 31, and (c) all ordinary income and capital gains for previous years that were not distributed during such years and on which the fund paid no U.S. federal income tax.

Dividends paid by the fund from ordinary income or from an excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income dividends. Shareholders of the fund that are individuals and meet certain holding period requirements with respect to their fund shares may be eligible for reduced tax rates on “qualified dividend income,” if any, distributed by the fund to such shareholders.

The fund may declare a capital gain distribution consisting of the entire excess of net realized long-term capital gains over net realized short-term capital losses. Net capital gains for a fiscal year are computed by taking into account any capital loss carryforward of the fund.

The fund may retain a portion of net capital gain for reinvestment and may elect to treat such capital gain as having been distributed to shareholders of the fund. Shareholders may receive a credit for the tax that the fund paid on such undistributed net capital gain and could increase the basis of their shares of the fund by the difference between the amount of includible gains and the tax deemed paid by the shareholder.

Distributions of net capital gain that the fund properly reports as a capital gain dividend generally will be taxable as long-term capital gain, regardless of the length of time the shares of the fund have been held by a shareholder. Any loss realized upon the redemption of shares held at the time of redemption for six months or less from the date of their purchase will be treated as a long-term capital loss to the extent of any net realized long-term capital gains (including any undistributed amounts treated as distributed capital gains, as described above) during such six-month period.

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Distributions by the fund result in a reduction in the net asset value of the fund’s shares. Investors should consider the tax implications of buying shares just prior to a distribution. The price of shares purchased at that time includes the amount of the forthcoming distribution. Those purchasing just prior to a distribution will subsequently receive a partial return of their investment capital upon payment of the distribution, which will be taxable to them.

Certain distributions reported by the fund as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the fund’s business interest income over the sum of the fund’s (i) business interest expense and (ii) other deductions properly allocable to the fund’s business interest income.

Individuals (and certain other non-corporate entities) are generally eligible for a 20% deduction with respect to taxable ordinary REIT dividends. Applicable Treasury regulations allow the fund to pass through to its shareholders such taxable ordinary REIT dividends. Accordingly, individual (and certain other non-corporate) shareholders of the fund that have received such taxable ordinary REIT dividends may be able to take advantage of this 20% deduction with respect to any such amounts passed through.

Redemptions and exchanges of fund shares — Redemptions of shares, including exchanges for shares of other Capital Group Private Client Services Funds, may result in federal, state and local tax consequences (gain or loss) to the shareholder.

Any loss realized on a redemption or exchange of shares of the fund will be disallowed to the extent substantially identical shares are reacquired within the 61-day period beginning 30 days before and ending 30 days after the shares are disposed of. Any loss disallowed under this rule will be added to the shareholder’s tax basis in the new shares purchased.

Tax consequences applicable to tax-exempt funds — Interest on the municipal securities purchased by the Municipal Bond Funds is believed to be free from regular federal income tax based on opinions issued by bond counsel. However, there is no guarantee that the opinion is correct or that the IRS will agree with the opinion. If interest on a municipal security is not free from regular federal income tax, then the interest on that security would become taxable. If this were to happen, dividends derived from this interest may be taxable to shareholders.

By meeting certain requirements of the Code, the Municipal Bond Funds qualify to pay exempt-interest dividends to shareholders. These exempt-interest dividends are derived from interest income exempt from regular federal income tax, and are not subject to regular federal income tax when they are distributed to fund shareholders. In addition, to the extent that exempt-interest dividends are derived from interest on obligations of a state or its political subdivisions, or from interest on qualifying U.S. territorial obligations (including qualifying obligations of Puerto Rico, the U.S. Virgin Islands or Guam), they also may be exempt from that state's personal income taxes.

Distributions paid by a tax-exempt fund that are designated as exempt-interest dividends will not be subject to regular federal income tax. Exempt-interest dividends paid by the fund will be reported to both the IRS and shareholders of the fund.

Private activity bonds are bonds that, although federally tax-exempt, are used for purposes other than those generally performed by governmental units and that benefit non-governmental entities. Interest

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on certain private activity bonds, while exempt from regular federal income tax, is a preference item for taxpayers when determining their alternative minimum tax under the Code and under the income tax provisions of several states.

The price of a bond purchased after its original issuance may reflect market discount which, depending on the particular circumstances, may result in the fund recognizing taxable ordinary income. In determining whether a bond is purchased with market discount, certain de minimis rules apply.

Tax consequences of investing in non-U.S. securities — Dividend and interest income received by a fund from sources outside the United States may be subject to withholding and other taxes imposed by such foreign jurisdictions. Tax conventions between certain countries and the United States, however, may reduce or eliminate these foreign taxes. Some foreign countries impose taxes on capital gains with respect to investments by foreign investors.

If more than 50% of the value of the total assets of the fund at the close of the taxable year consists of securities of foreign corporations, the fund may elect to pass through to shareholders the foreign taxes paid by the fund. If such an election is made, shareholders may claim a credit or deduction on their federal income tax returns for, and will be required to treat as part of the amounts distributed to them, their pro rata portion of qualified taxes paid by the fund to foreign countries. The application of the foreign tax credit depends upon the particular circumstances of each shareholder.

Foreign currency gains and losses, including the portion of gain or loss on the sale of debt securities attributable to fluctuations in foreign exchange rates, are generally taxable as ordinary income or loss. These gains or losses may increase or decrease the amount of dividends payable by the fund to shareholders. A fund may elect to treat gain and loss on certain foreign currency contracts as capital gain and loss instead of ordinary income or loss.

If the fund invests in stock of certain passive foreign investment companies (PFICs), the fund intends to mark-to-market these securities and recognize any gains at the end of its fiscal and excise tax years. Deductions for losses are allowable only to the extent of any previously recognized gains. Both gains and losses will be treated as ordinary income or loss, and the fund is required to distribute any resulting income. If the fund is unable to identify an investment as a PFIC security and thus does not make a timely mark-to-market election, the fund may be subject to adverse tax consequences.

Other tax considerations — After the end of each calendar year, individual shareholders holding fund shares in taxable accounts will receive a statement of the federal income tax status of all distributions. Shareholders of the fund also may be subject to state and local taxes on distributions received from the fund.

For fund shares acquired on or after January 1, 2012, the fund is required to report cost basis information for redemptions, including exchanges, to both shareholders and the IRS.

Under the backup withholding provisions of the Code, the fund generally will be required to withhold federal income tax on all payments made to a shareholder if the shareholder either does not furnish the fund with the shareholder’s correct taxpayer identification number or fails to certify that the shareholder is not subject to backup withholding. Backup withholding also applies if the IRS notifies the shareholder or the fund that the taxpayer identification number provided by the shareholder is incorrect or that the shareholder has previously failed to properly report interest or dividend income.

The foregoing discussion of U.S. federal income tax law relates solely to the application of that law to U.S. persons (i.e., U.S. citizens and legal residents and U.S. corporations, partnerships, trusts and estates). Each shareholder who is not a U.S. person should consider the U.S. and foreign tax

Capital Group Private Client Services Funds — Page 64

consequences of ownership of shares of the fund, including the possibility that such a shareholder may be subject to U.S. withholding taxes.

Tax consequences of investing in derivatives — The fund may enter into transactions involving derivatives, such as futures, swaps and forward contracts. Special tax rules may apply to these types of transactions that could defer losses to the fund, accelerate the fund’s income, alter the holding period of certain securities or change the classification of capital gains. These tax rules may therefore impact the amount, timing and character of fund distributions.

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Purchase and exchange of shares

Shares of the fund are available to clients of Capital Group Private Client Services, Inc. ("CGPCS"), the series’ trustees and officers, and the fund’s portfolio managers. Shares may be made available to other individuals if the investment adviser determines it is appropriate. Clients of CGPCS may exchange the shares of the fund for those of any other fund(s) managed by Capital Research and Management Company or its affiliates. As described in the fund’s prospectus, please contact your CGPCS investment counselor or the fund’s Transfer Agent to purchase or exchange shares.

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Selling shares

The methods for selling (redeeming) shares are described more fully in the prospectus. If you wish to sell your shares, please contact your Capital Group Private Client Services investment counselor or the fund’s Transfer Agent.

A signature guarantee may be required for certain redemptions. In such an event, your signature may be guaranteed by a domestic stock exchange or the Financial Industry Regulatory Authority, bank, savings association or credit union that is an eligible guarantor institution. The Transfer Agent reserves the right to require a signature guarantee on any redemptions.

Additional documentation may be required for sales of shares held in corporate, partnership or fiduciary accounts.

Redemption proceeds will not be mailed until sufficient time has passed to provide reasonable assurance that checks or drafts (including certified or cashier’s checks) for shares purchased have cleared (normally seven business days from the purchase date). Except for delays relating to clearance of checks for share purchases or in extraordinary circumstances (and as permissible under the 1940 Act), the fund typically expects to pay redemption proceeds one business day following receipt and acceptance of a redemption order. Interest will not accrue or be paid on amounts that represent uncashed distribution or redemption checks.

Redemption of shares — The series’ declaration of trust permits the series to direct the Transfer Agent to redeem the shares of any shareholder for their then current net asset value per share if at such time the shareholder of record owns shares having an aggregate net asset value of less than the minimum initial investment amount required of new shareholders as set forth in the trust’s current registration statement under the 1940 Act, and subject to such further terms and conditions as the board of trustees of the series may from time to time adopt.

While payment of redemptions normally will be in cash, the series’ declaration of trust permits payment of the redemption price wholly or partly with portfolio securities or other fund assets under conditions and circumstances determined by the series’ board of trustees. For example, redemptions could be made in this manner if the board determined that making payments wholly in cash over a particular period would be unfair and/or harmful to other fund shareholders.

Frequent trading of fund shares — As noted in the prospectus, certain redemptions may trigger a restriction under the fund’s “frequent trading policy.” Under this policy, systematic redemptions will not trigger a restriction and systematic purchases will not be prevented if the transaction is identified as a systematic redemption or purchase. For purposes of this policy, systematic redemptions include, for example, regular periodic automatic redemptions. Systematic purchases include, for example, regular periodic automatic purchases and automatic reinvestments of dividends and capital gain distributions. Generally, purchases and redemptions will not be considered “systematic” unless the transaction is prescheduled for a specific date.

Potentially abusive activity — American Funds Service Company will monitor for the types of activity that could potentially be harmful to the fund — for example, short-term trading activity in multiple funds. When identified, American Funds Service Company will request that the shareholder discontinue the activity. If the activity continues, American Funds Service Company will freeze the shareholder account to prevent all activity other than redemptions of fund shares.

Account statements — Your account is opened in accordance with your registration instructions. Transactions in the account, such as additional investments, will be reflected on regular confirmation

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statements from the Transfer Agent. Dividend and capital gain reinvestments and purchases through certain retirement plans will be confirmed at least quarterly.

Capitalgroup.com — You may check your share balance and the price of your shares using capitalgroup.com.

Telephone purchases, redemptions and exchanges — By using the telephone purchase, redemption and/or exchange options, you agree to hold the fund, the Transfer Agent, any of its affiliates or mutual funds managed by such affiliates, and each of their respective directors, trustees, officers, employees and agents harmless from any losses, expenses, costs or liabilities (including attorney fees) that may be incurred in connection with the exercise of these privileges. Generally, all shareholders are automatically eligible to use these services. However, you may elect to opt out of these services by writing the Transfer Agent (you may also reinstate them at any time by writing the Transfer Agent). If the Transfer Agent does not employ reasonable procedures to confirm that the instructions received from any person with appropriate account information are genuine, it and/or the fund may be liable for losses due to unauthorized or fraudulent instructions. In the event that shareholders are unable to reach the fund by telephone because of technical difficulties, market conditions or a natural disaster, redemption and exchange requests may be made in writing only.

Share certificates — Shares are credited to your account. The fund does not issue share certificates.

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General information

Custodian of assets — Securities and cash owned by the fund, including proceeds from the sale of shares of the fund and of securities in the fund’s portfolios, are held by State Street Bank and Trust Company, as custodian. If the fund holds securities of issuers outside the U.S., the custodian may hold these securities pursuant to sub-custodial arrangements in banks outside the U.S. or branches of U.S. banks outside the U.S. The principal office of State Street Bank and Trust Company is located at One Lincoln Street, Boston, MA 02111.

Transfer agent services — American Funds Service Company, an affiliate of the investment adviser, maintains the records of shareholder accounts, processes purchases and redemptions of the fund’s shares, acts as dividend and capital gain distribution disbursing agent, and performs other related shareholder service functions. The principal office of American Funds Service Company is located at 6455 Irvine Center Drive, Irvine, CA 92618. Transfer agent fees are paid according to a fee schedule, based on the number of accounts serviced or a percentage of fund assets, contained in a Shareholder Services Agreement between the fund and American Funds Service Company.

In the case of certain shareholder accounts, third parties who may be unaffiliated with the investment adviser provide transfer agency and shareholder services in place of American Funds Service Company. These services are rendered under agreements with American Funds Service Company or its affiliates and the third parties receive compensation according to such agreements. Compensation for transfer agency and shareholder services, whether paid to American Funds Service Company or such third parties, is ultimately paid from fund assets and is reflected in the expenses of the fund as disclosed in the prospectus.

During the 2021 fiscal year, transfer agent fees, gross of any payments made by American Funds Service Company to third parties, were:

Transfer agent fee
Capital Group Core Municipal Fund	$8,000
Capital Group Short-Term Municipal Fund	2,000
Capital Group California Core Municipal Fund	8,000
Capital Group California Short-Term Municipal Fund	2,000
Capital Group Core Bond Fund	7,000

Independent registered public accounting firm — PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, CA 90017-3874, serves as the fund’s independent registered public accounting firm, providing audit services and review of certain documents to be filed with the SEC. PricewaterhouseCoopers LLP prepares tax returns for the fund. The selection of the fund’s independent registered public accounting firm is reviewed and determined annually by the board of trustees.

Independent legal counsel — Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110-1726 serves as independent legal counsel (“counsel”) for the fund and for independent trustees in their capacities as such. A determination with respect to the independence of the fund’s counsel will be made at least annually by the independent trustees of the fund, as prescribed by the 1940 Act and related rules.

Prospectuses, reports to shareholders and proxy statements — The fund’s fiscal year ends on October 31. Shareholders are provided updated summary prospectuses annually and at least semi-annually

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with reports showing the fund’s investment portfolio or summary investment portfolio, financial statements and other information. Shareholders may request a copy of the fund’s current prospectus at no cost by calling (800) 421-4996. Shareholders may also access the fund’s current summary prospectus, prospectus, statement of additional information and shareholder reports at capitalgrouppcsfunds.com. The fund’s annual financial statements are audited by the fund’s independent registered public accounting firm, PricewaterhouseCoopers LLC. In addition, shareholders may also receive proxy statements for the fund. In an effort to reduce the volume of mail shareholders receive from the fund when a household owns more than one account, the Transfer Agent has taken steps to eliminate duplicate mailings of summary prospectuses, shareholder reports and proxy statements. To receive additional copies of a summary prospectus, report or proxy statement, shareholders should contact the Transfer Agent.

Codes of ethics — The series and Capital Research and Management Company and its affiliated companies, including the fund’s Principal Underwriter, have adopted codes of ethics that allow for personal investments, including securities in which the fund may invest from time to time. These codes include a ban on acquisitions of securities pursuant to an initial public offering; restrictions on acquisitions of private placement securities; preclearance and reporting requirements; review of duplicate confirmation statements; annual recertification of compliance with codes of ethics; blackout periods on personal investing for certain investment personnel; ban on short-term trading profits for investment personnel; limitations on service as a director of publicly traded companies; disclosure of personal securities transactions; and policies regarding political contributions.

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Other information — The trust reserves the right to modify the privileges described in this statement of additional information at any time.

The fund’s financial statements, including the investment portfolio and the report of the fund’s independent registered public accounting firm contained in the annual report, are included in this statement of additional information.

Capital Group Core Municipal Fund

Determination of net asset value and redemption price — October 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$10.62

Capital Group Short-Term Municipal Fund

Determination of net asset value and redemption price — October 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$10.26

Capital Group California Core Municipal Fund

Determination of net asset value and redemption price — October 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$10.75

Capital Group California Short-Term Municipal Fund

Determination of net asset value and redemption price — October 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$10.29

Capital Group Core Bond Fund

Determination of net asset value and redemption price — October 31, 2021

Net asset value and redemption price per share (Net assets divided by shares outstanding)	$10.24

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Fund numbers — Here are the fund numbers for use when making share transactions:

Fund	Fund numbers
Capital Group Core Municipal FundSM ……...…..........................	40117
Capital Group Short-Term Municipal FundSM ……...…...............	40118
Capital Group California Core Municipal FundSM ……...............	40119
Capital Group California Short-Term Municipal FundSM …….....	40120
Capital Group Core Bond FundSM ……...……...……..................	40121
Capital Group U.S. Equity FundSM ……...……...……...……...…..	40124

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Appendix

The following descriptions of debt security ratings are based on information provided by Moody’s Investors Service and Standard & Poor’s Ratings Services.

Description of bond ratings

Moody’s

Municipal long-term rating definitions

Aaa

Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa

Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A

Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa

Obligations rated Baa are judged to be medium grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba

Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B

Obligations rated B are considered speculative and are subject to high credit risk.

Caa

Obligations rated Caa are judged to be speculative and of poor standing and are subject to very high credit risk.

Ca

Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C

Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies and securities firms.

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Standard & Poor’s
Long-term issue credit ratings

AAA
An obligation rated AAA has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA
An obligation rated AA differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A
An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB
An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB
An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B
An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC
An obligation rated CCC is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC
An obligation rated CC is currently highly vulnerable to nonpayment. The CC rating is used when a default has not occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

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C
An obligation rated C is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D
An obligation rated D is in default or in breach of an imputed promise. For non-hybrid capital instruments, the D rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The D rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to D if it is subject to a distressed exchange offer.

Plus (+) or minus (–)

The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

NR

This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Capital Group Private Client Services Funds — Page 75

Description of note ratings

Moody’s

Municipal short-term debt ratings

MIG 1

This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2

This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3

This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG

This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Capital Group Private Client Services Funds — Page 76

Standard & Poor’s

Short-term issue credit ratings

SP-1

Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2

Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3

Speculative capacity to pay principal and interest.

Capital Group Private Client Services Funds — Page 77

Description of commercial paper ratings

Moody’s

Global short-term rating scale

P-1

Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2

Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3

Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP

Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Standard & Poor’s

Commercial paper ratings (highest three ratings)

A-1

A short-term obligation rated A-1 is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2

A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3

A short-term obligation rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Capital Group Private Client Services Funds — Page 78

Fitch Ratings, Inc.
Long-term credit ratings

AAA
Highest credit quality. AAA ratings denote the lowest expectation of default risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA
Very high credit quality. AA ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A
High credit quality. A ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB
Good credit quality. BBB ratings indicate that expectations of default risk are low. The capacity for payment of financial commitments is considered adequate but adverse changes in circumstances and economic conditions are more likely to impair this capacity.

BB
Speculative. BB ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B
Highly speculative. B ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC
Substantial credit risk. Default is a real possibility.

CC
Very high levels of credit risk. Default of some kind appears probable.

C
Exceptionally high levels of credit risk. Default is imminent or inevitable, or the issuer is in standstill. Conditions that are indicative of a C category rating for an issuer include:

· The issuer has entered into a grace or cure period following nonpayment of a material financial obligation;

· The issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

· Fitch Ratings otherwise believes a condition of RD or D to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

Capital Group Private Client Services Funds — Page 79

RD
Restricted default. RD ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding up procedure, and which has not otherwise ceased operating. This would include:

· The selective payment default on a specific class or currency of debt;

· The uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

· The extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

· Execution of a distressed debt exchange on one or more material financial obligations.

D
Default. D ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, nonpayment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

Imminent default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “–” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the AAA long-term rating category, or to categories below B.

Capital Group Private Client Services Funds — Page 80

Capital Group Core Municipal Fund

Investment portfolio October 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 82.13%	Principal amount (000)	Value (000)
Alabama 1.19%
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	$825	$940
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	2,050	2,092
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2021-A, 4.00% 2051 (put 2023)	1,000	1,217
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2023 (preref. 2022)	100	104
City of Huntsville, Electric Rev. Bonds, Series 2017-A, 5.00% 2022	450	473
City of Huntsville, Electric Rev. Bonds, Series 2017-B, 5.00% 2022	400	421
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 1), Series 2021-A, 4.00% 2051 (put 2028)	1,440	1,682
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	1,985	2,377
		9,306

Alaska 0.31%
Housing Fin. Corp., Collateralized Bonds (Veterans Mortgage Program), Series 2019, 4.00% 2048	865	942
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044	910	986
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	150	158
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2032 (preref. 2023)	230	253
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2033 (preref. 2023)	110	121
		2,460

Arizona 1.11%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	295	368
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	370	472
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2027	400	492
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2028	550	692
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2033	80	104
Bullhead City, Excise Taxes Rev. Obligations, Series 2021-2, 1.15% 2027	375	368
County of Coconino, Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-B, 1.65% 2039 (put 2023)	1,500	1,526
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2029	1,000	1,266
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 5.00% 2029	115	144
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2030	255	326
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2031	75	98
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,000	1,090
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2024 (preref. 2023)[1]	55	59

Private Client Services Funds	9

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2025 (preref. 2023)[1]	$45	$48
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 5.00% 2027	745	898
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	115	129
County of Pima, Industrial Dev. Auth., Rev. Bonds (Tucson Medical Center), Series 2021-A, 5.00% 2031	485	636
		8,716

Arkansas 0.08%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.60% 2044 (put 2022)[2]	600	600

California 4.01%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.95% 2045 (put 2023)[2]	2,205	2,221
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.50% 2056 (put 2026)[2]	425	430
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	195	192
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2023	75	77
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2024	85	89
Community Choice Fncg. Auth., Clean Energy Project Rev. Green Bonds, Series 2021-B-1, 4.00% 2052 (put 2031)	2,415	2,903
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024	165	177
Educational Facs. Auth., Rev. Bonds (University of Southern California), Series 2009-C, 5.25% 2024 (escrowed to maturity)	35	40
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023	105	108
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024	50	52
G.O. Bonds, Series 2020, 5.00% 2029	180	233
G.O. Bonds, Series 2021, 5.00% 2031	30	36
G.O. Bonds, Series 2021, 5.00% 2032	25	30
G.O. Bonds, Series 2021, 5.00% 2034	25	30
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023	1,265	1,374
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	1,000	1,268
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2030	55	73
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	1,000	1,048
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2028	315	353
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	739	852
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.25% 2037 (put 2022)[2]	1,000	1,001
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.75% 2050 (put 2026)[2]	340	345
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2025	250	290
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2024	85	96
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2026	60	69
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 4.00% 2022	75	75
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Cantamar Villas), Series 2021-D-1, 0.30% 2025 (put 2024)	55	55
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	75	75
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2023	50	54
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 5.00% 2032	955	1,287
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	860	965
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-C, 5.00% 2029	150	193
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 5.00% 2033	570	744
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2020-A, 5.00% 2023	1,500	1,620
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2022	1,250	1,295

10	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2024	$45	$49
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2025	45	50
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2026	45	51
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2027	45	52
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2028	40	47
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2028	655	807
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2030	1,000	1,291
RNR School Fncg. Auth., Community Facs. Dist. No. 92-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2028	1,000	1,192
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2029	70	85
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022	1,000	1,032
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	1,235	1,289
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-B, 5.00% 2030	230	304
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023	480	517
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2028	1,000	1,271
City of Santee, Community Facs. Dist. No. 2017-1, Special Tax Bonds (Weston Infrastructure), Series 2019, 5.00% 2022	135	140
City of Santee, Community Facs. Dist. No. 2017-1, Special Tax Bonds (Weston Infrastructure), Series 2019, 5.00% 2023	160	173
City of Santee, Community Facs. Dist. No. 2017-1, Special Tax Bonds (Weston Infrastructure), Series 2019, 5.00% 2024	170	190
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023	65	70
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	20	22
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023	490	528
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)	280	280
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	125	125
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	135	141
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2013-A, 5.00% 2023 (preref. 2022)	80	85
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	65	65
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2026	500	501
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-B-1, 0.45% 2030	20	20
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2030	180	229
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	165	193
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	850	924
		31,473

Colorado 1.87%
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 4.00% 2026	735	771
Certs. of Part., Series 2021-A, 5.00% 2028	495	628
Certs. of Part., Series 2021-A, 5.00% 2029	1,000	1,292
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-B, 5.00% 2021	75	75
City and County of Denver, Board of Water Commissioners, Water Rev. Bonds, Series 2021-A, 5.00% 2031	1,910	2,596
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2019-D, 5.00% 2031 (put 2022)	1,000	1,048
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	285	286
Educational and Cultural Facs. Auth., Rev. Ref. Bonds (Johnson & Wales University Project), Series 2013-B, 5.00% 2023 (escrowed to maturity)	1,805	1,922
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2024 (escrowed to maturity)	1,825	2,045
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-A, 5.00% 2048	125	150

Private Client Services Funds	11

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	$590	$647
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	905	985
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-L, Class I, 3.25% 2051	1,250	1,367
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029	70	87
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029	40	50
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030	150	189
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030	35	45
Weld County School Dist. RE-5J, G.O. Bonds, Series 2021, 5.00% 2023	475	522
		14,705

Connecticut 0.87%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)	140	140
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 5.00% 2029	330	422
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 5.00% 2030	450	559
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 5.00% 2031	310	391
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.25% 2037 (put 2024)	910	906
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	1,105	1,117
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044	70	72
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	255	266
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047	1,835	1,963
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	700	748
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	150	160
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	75	77
		6,821

Delaware 0.47%
G.O. Bonds, Series 2021, 5.00% 2029	1,220	1,562
G.O. Bonds, Series 2021, 5.00% 2031	945	1,260
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2022	290	297
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2023	200	213
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2024	300	333
		3,665

District of Columbia 0.55%
G.O. Bonds, Series 2015-A, 5.00% 2032	1,800	2,075
Income Tax Secured Rev. Bonds, Series 2011-A, 5.00% 2029	235	236
Income Tax Secured Rev. Bonds, Series 2020-A, 5.00% 2032	750	970
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2033	215	278
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	600	736
		4,295

Florida 5.52%
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2021, 4.00% 2022	20	20
County of Brevard, Health Facs. Auth., Rev. Ref. Bonds (Health First, Inc. Project), Series 2014, 5.00% 2022	500	510
County of Brevard, Health Facs. Auth., Rev. Ref. Bonds (Health First, Inc. Project), Series 2014, 5.00% 2033	130	143
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)	135	135
Capital Trust Agcy., Multi Family Housing Rev. Bonds (GMF - Stonybrook Apartments), Series 2012-A, 5.50% 2047 (preref. 2022)	540	552
Central Florida Expressway Auth., Rev. Bonds, Series 2019-B, 5.00% 2030	1,000	1,278
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	170	175
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2030	655	861

12	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2031	$1,070	$1,433
Connerton West Community Dev. Dist., Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2026	345	373
Connerton West Community Dev. Dist., Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.20% 2027	355	391
Connerton West Community Dev. Dist., Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.25% 2028	370	412
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023	120	129
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2021-B, 5.00% 2022	1,000	1,028
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2016-B, 5.00% 2028	750	897
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2012-A, 5.00% 2022 (escrowed to maturity)	1,000	1,020
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2026	655	771
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	1,110	1,182
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-1, 4.00% 2049	1,105	1,188
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050	1,090	1,187
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	155	169
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	735	795
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	45	46
Housing Fin. Corp., Multi Family Mortgage Rev. Bonds (Valencia Park Apartments), Series 2021-A, FHA insured, 0.25% 2023 (put 2022)	630	629
JEA, Electric System Rev. Bonds, Series 2014-A-3, 5.00% 2022	600	626
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2026	500	600
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2026	340	408
JEA, Electric System Rev. Bonds, Series 2020-A-3, 5.00% 2030	50	64
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2031	2,095	2,769
JEA, Electric System Rev. Bonds, Series 2021-A-3, 5.00% 2033	625	826
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2033	50	64
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2024	280	291
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2025	285	299
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2026	295	312
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2027	300	319
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2028	305	325
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.625% 2029	315	338
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 5.00% 2025	1,150	1,342
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2014-A, BAM insured, 5.00% 2026	780	873
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2026	760	851
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Platform 3750), Series 2021, 0.25% 2024 (put 2021)	510	510
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	420	420
County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2007, 0.45% 2027 (put 2021)	4,090	4,090
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2025 (preref. 2022)	25	26
City of Miami Beach, Health Facs. Auth., Hospital Rev. and Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2014, 5.00% 2027	145	163
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	1,000	1,200
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Ref. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2031	300	328
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Dunwoodie Place Apartments), Series 2021-A, 0.20% 2024 (put 2023)	200	200
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)	2,000	2,000
Orlando-Orange County Expressway Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2032 (preref. 2023)	1,020	1,099
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2027	300	340
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)	185	201

Private Client Services Funds	13

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2023	$630	$674
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.625% 2024	1,065	1,114
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.00% 2022	340	342
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2024	500	562
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2020, 5.00% 2028	1,000	1,262
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2028	215	268
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2029	250	318
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2030	260	336
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2019-B, 5.00% 2028	1,000	1,260
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024	430	483
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.00% 2024	530	543
		43,370

Georgia 2.50%
County of Appling, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2038 (put 2025)	885	907
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	285	285
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2013, 2.925% 2053 (put 2024)	600	632
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	685	702
City of Columbus, Dev. Auth., Multi Family Housing Rev. Bonds (Highland Terrace Phase II Project), Series 2021-B, 0.34% 2025 (put 2024)	425	424
County of Dawson, Dev. Auth., Multi Family Housing Rev. Bonds (Peaks of Dawsonville Project), Series 2021, 0.28% 2023	250	249
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	140	140
G.O. Bonds, Series 2020-A, 5.00% 2023	160	173
G.O. Bonds, Series 2020-A, 5.00% 2029	1,875	2,434
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2014-A-1, 4.00% 2044	225	232
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045	160	167
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-A, 4.00% 2047	405	431
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.885% 2048 (put 2023)[2]	155	156
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	980	1,078
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)	1,500	1,708
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2021-C, 4.00% 2052 (put 2028)	3,305	3,872
Metropolitan Atlanta Rapid Transit Auth., Sales Tax Rev. Ref. Bonds (Third Indenture Series), Series 2012-A, 5.00% 2030 (preref. 2022)	630	650
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2031	415	533
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2029	495	624
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2030	430	550
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2029	120	149
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2030	115	142
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2024	1,000	1,098
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2029	870	1,085
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2031	785	1,008
Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Dallas Manor Apartments Project), Series 2021, 0.25% 2024 (put 2023)	120	120
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2030	80	102
		19,651

14	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Guam 0.06%
Waterworks Auth., Water and Wastewater System Rev. Bonds, Series 2013, 5.25% 2024	$450	$482

Hawaii 0.17%
Airports System Rev. Bonds, Series 2018-D, 5.00% 2030	1,000	1,294

Idaho 0.13%
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2015-A, 5.00% 2022	1,000	1,033

Illinois 6.34%
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2025	350	403
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2023	1,100	1,202
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2014-B, 5.00% 2028	500	548
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2022	400	403
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2023	560	589
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 2024	65	72
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2023	500	504
City of Chicago, Wastewater Transmission Rev. Project Bonds, Series 2014, 5.00% 2028	385	421
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	200	218
City of Chicago, Water Rev. Ref. Bonds, Series 2004, 5.00% 2021	1,895	1,895
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2023	200	218
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2028	355	438
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2013, 5.00% 2023	200	216
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2025	110	128
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2027	500	611
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2028	400	499
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2008-A-1, 4.00% 2030	1,000	1,119
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2025	125	143
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2026	120	141
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2033	500	600
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2027	590	668
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2029	1,000	1,281
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2033	280	361
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2027	250	290
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	105	124
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2024	310	343
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.75% 2042 (put 2026)[2]	140	140
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026	600	710
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2028	400	484
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2021	500	501
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2028	1,000	1,148
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2029	500	573
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2029	800	1,022
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2030	360	468
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025	270	316
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 5.00% 2032	510	676
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 5.00% 2033	365	482
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2026	770	895
Fin. Auth., Water Facs. Rev. Ref. Bonds (American Water Capital Corp. Project), Series 2020, 0.70% 2040 (put 2023)	215	215
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2021	1,150	1,150
G.O. Bonds, Series 2017-A, 5.00% 2021	500	502
G.O. Bonds, Series 2016, 5.00% 2022	130	131

Private Client Services Funds	15

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
G.O. Bonds, Series 2014, 5.00% 2022	$110	$113
G.O. Bonds, Series 2017-D, 5.00% 2027	205	246
G.O. Bonds, Series 2020-B, 5.00% 2029	2,090	2,577
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022	215	218
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2021-C, 0.80% 2026	40	40
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)	810	810
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.05% 2050 (put 2025)[2]	2,000	2,043
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	1,605	1,770
Housing Dev. Auth., Rev. Bonds, Series 2021-D, 3.00% 2051	1,665	1,798
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2022	1,465	1,493
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2025	225	262
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,000	1,160
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2023	620	665
Sales Tax Securitization Corp., Sales Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2024	1,000	1,095
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2027	1,000	1,201
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	2,000	2,110
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025	1,180	1,346
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-A, 5.00% 2027	1,250	1,448
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-A, 5.00% 2028	1,110	1,283
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2029	440	555
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2024	500	549
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	740	844
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2028	635	784
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2018-A, 5.00% 2025	135	155
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2020-A, 5.00% 2028	1,000	1,239
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2005-A, National insured, 5.50% 2023	500	537
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	500	572
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2008-A, Assured Guaranty Municipal insured, 5.25% 2024	30	30
		49,791

Indiana 1.41%
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	140	147
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)	1,165	1,247
Fin. Auth., Rev. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2012, 5.00% 2030 (preref. 2022)	515	523
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2019-E, 5.00% 2022	750	759
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2021-B, 5.00% 2028	575	715
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2022	130	136
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2023	275	300
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2023	85	93
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2027	335	413
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023	30	32
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023	80	86
Housing and Community Dev. Auth., Collateralized Rev. Bonds (RD Moving Forward Justus Project), Series 2021, 0.33% 2024 (put 2023)	710	709
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2048	1,825	1,991
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	160	174
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	110	118
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-C-1, 3.00% 2052	355	385
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2026	340	401
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2027	330	399
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2028	435	537

16	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2029	$265	$333
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2030	435	558
City of Kokomo, Multi Family Housing Rev. Bonds (KHA RAD I Apartments), Series 2021-A, 0.56% 2025 (put 2024)	1,030	1,030
		11,086

Iowa 0.35%
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2019-A-2, 2.875% 2049	15	15
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.00% 2047	835	929
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	25	27
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	1,000	1,183
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2031	320	420
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2033	135	175
		2,749

Kansas 0.15%
Turnpike Auth., Rev. Ref. Bonds, Series 2020-A, 3.00% 2025	950	1,040
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)	110	114
		1,154

Kentucky 0.97%
County of Carroll, Environmental Facs. Rev. Bonds, Series 2008-A, 2.00% 2032	725	738
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	1,000	894
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	365	364
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	1,575	1,576
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	635	635
County of Owen, Water Facs. Rev. Ref. Bonds (Kentucky - American Water Co. Project), Series 2019, 2.45% 2039 (put 2029)	750	795
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	170	177
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	410	441
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	1,180	1,308
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	185	203
Turnpike Auth., Econ. Dev. Road Rev. Ref. Bonds (Revitalization Projects), Series 2022-A, 5.00% 2031	270	346
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2022	135	138
		7,615

Louisiana 2.04%
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2022	85	88
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2026	1,250	1,496
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 1.30% 2041 (put 2028)	1,270	1,287
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	1,135	1,337
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-1, 0.60% 2043 (put 2023)	2,000	2,001
Grant Anticipation Rev. Bonds, Series 2021, 5.00% 2023	335	364
Housing Corp., Multi Family Housing Rev. Bonds (Arbours at Lafayette Project), Series 2021, 0.35% 2024 (put 2023)	375	375
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)	215	214
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2021-B, 3.00% 2051	755	813

Private Client Services Funds	17

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2027	$1,000	$1,235
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-A, 2.00% 2030	105	106
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	1,500	1,547
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2007-A, 1.65% 2027 (put 2023)	905	923
Public Facs. Auth., Hospital Rev. Ref. Bonds (Lafayette General Health System Project), Series 2016-A, 5.00% 2041 (preref. 2025)	1,000	1,177
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	2,000	2,042
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	285	294
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2022	115	118
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2023	105	112
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2024	80	91
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2025	145	163
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2026	140	169
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	90	96
		16,048

Maine 0.05%
Housing Auth., Mortgage Purchase Bonds, Series 2017-A, 4.00% 2047	355	376

Maryland 1.16%
Community Dev. Administration, Dept. of Housing and Community Dev., Multi Family Housing Dev. Rev. Bonds (Somerset Extension), Series 2019-H, 1.795% 2022	215	216
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-C, 4.00% 2044	235	247
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	1,760	1,961
G.O. Rev. Ref. Bonds, State and Local Facs. Loan of 2021, Series 2022-D-2, 4.00% 2029	585	694
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	565	606
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2049	1,510	1,628
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2024	165	187
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 5.00% 2033	745	968
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2021, 5.00% 2030	2,000	2,625
		9,132

Massachusetts 0.38%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	180	179
Dev. Fin. Agcy., Rev. Bonds (Williams College Issue), Series 2011-N, 0.45% 2041 (put 2025)	150	149
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2024	615	696
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.30% 2023	50	50
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.40% 2024	65	65
Housing Fin. Agcy., Housing Green Bonds, Series 2021-B-2, 0.75% 2025	55	55
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 169, 4.00% 2044	165	169
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 4.00% 2045	310	322
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	1,000	1,289
		2,974

Michigan 3.00%
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	185	191
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	2,555	2,688
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022	40	40
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2027	250	289

18	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2026	$105	$124
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A, 5.00% 2028	1,000	1,242
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2029	205	260
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2032	500	645
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	615	632
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2021	650	653
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2022	475	500
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2012-C, 5.00% 2026 (preref. 2022)	400	411
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	1,000	1,001
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2019-A-1, 1.50% 2022	1,210	1,211
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025	185	185
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	475	503
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	270	286
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	635	685
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	1,750	1,910
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2049	850	934
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	970	1,055
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	2,130	2,302
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2023	300	318
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2030	700	886
County of Monroe, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Project), Series 1992-AA, National insured, 6.95% 2022	1,000	1,055
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Pollution Control Bonds Project), Series 1995-CC, 1.45% 2030	1,630	1,598
Trunk Line Fund Bonds, Series 2021-A, 5.00% 2031	575	770
Trunk Line Fund Bonds, Series 2021-A, 5.00% 2032	860	1,147
		23,521

Minnesota 1.43%
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	535	534
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-B, 4.00% 2038	260	275
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-B, 3.50% 2046	670	708
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-B, 4.00% 2047	545	583
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	385	414
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	305	329
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049	1,665	1,829
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2019-B, 4.25% 2049	780	859
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-E, 3.50% 2050	285	309
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	535	576
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	1,205	1,300
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)	300	300
City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-C, 4.50% 2038 (put 2021)	1,000	1,001
Regents of the University of Minnesota, G.O. Bonds, Series 2011-D, 5.00% 2029 (preref. 2021)	1,265	1,270
Regents of the University of Minnesota, G.O. Rev. Ref. Bonds, Series 2017B, 5.00% 2021	960	964
		11,251

Mississippi 0.49%
Business Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004, 0.70% 2029 (put 2026)	1,460	1,436
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2023	850	924
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2026	500	580
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	230	229
Home Corp., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2048	645	700
		3,869

Private Client Services Funds	19

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri 0.84%
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-B, 5.00% 2052 (put 2028)	$2,360	$2,922
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	1,335	1,403
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-B, 3.25% 2047	293	310
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	560	608
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	600	646
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-A, 3.75% 2038	100	106
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2031	500	628
		6,623

Montana 0.06%
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	120	126
Board of Housing, Single Family Mortgage Bonds, Series 2020-C, 3.00% 2050	300	322
		448

Nebraska 0.70%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2032 (preref. 2022)	1,190	1,236
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-A, 3.00% 2043	15	15
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	110	116
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	285	296
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	75	76
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	1,735	1,888
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	640	695
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	1,120	1,210
		5,532

Nevada 0.67%
Clark County School Dist., Limited Tax G.O. School Bonds, Series 2015-D, 5.00% 2022	500	514
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2033	760	996
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2029	770	987
County of Clark, Pollution Control Rev. Ref. Bonds (Nevada Power Co. Projects), Series 2017, 1.65% 2036 (put 2023)	1,355	1,378
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Limited Obligation Rev. Ref. Bonds, Series 2017, 2.00% 2023	435	444
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	245	245
Las Vegas Valley Water Dist., Limited Tax G.O. Water Rev. Ref. Bonds, Series 2020-A, 5.00% 2024	595	666
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	10	10
		5,240

New Hampshire 0.28%
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2012, 4.00% 2022 (escrowed to maturity)	575	579
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2022 (escrowed to maturity)	320	322
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire Issue), Series 2017-A, 5.00% 2022	500	516
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire Issue), Series 2017-A, 5.00% 2023	600	646
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	98	115
		2,178

20	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey 0.98%
Atlantic City, Tax Appeal Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2022	$200	$203
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 5.00% 2029	500	628
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-A, 1.00% 2023	2,025	2,045
Garden State Preservation Trust, Open Space and Farmland Preservation Rev. Ref. Bonds, Series 2012-A, 5.00% 2021	200	200
Health Care Facs. Fncg. Auth., Rev. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2021-A, 5.00% 2033	375	494
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	340	379
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	205	229
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2022	1,185	1,215
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2023	500	534
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2029	225	276
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2028	750	938
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	240	283
Turnpike Auth., Turnpike Rev. Bonds, Series 2014-A, 5.00% 2028	230	257
		7,681

New Mexico 1.36%
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2027	400	490
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan and Four Corners Projects), Series 2016-B, 2.15% 2033	1,130	1,098
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-D, 1.10% 2040 (put 2023)	500	503
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	2,615	2,642
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-B-1, Class I, 4.00% 2049	800	870
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	135	148
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050	2,350	2,587
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-A, Class I, 3.00% 2052	865	933
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	260	281
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)	960	1,101
		10,653

New York 7.69%
Build NYC Resource Corp., Rev. Ref. Bonds (Ethical Culture Fieldston School Project), Series 2015, 5.00% 2024	395	439
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022	200	203
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2028	1,000	1,247
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2030	2,000	2,597
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2030	1,500	1,839
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2030	605	784
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A-2, 5.00% 2031	165	214
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2022	200	204
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2018-H, 2.75% 2022	660	676
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 1.55% 2023	705	708
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.85% 2024	345	345
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025	1,500	1,501
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-2, 0.75% 2025	275	275
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)	690	688
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-I-2, 0.70% 2056 (put 2025)	380	379
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 1.70% 2030	410	403
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 1.90% 2031	195	193
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.807% 2033 (put 2023)[2]	1,000	1,003
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.807% 2033 (put 2023)[2]	840	843
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2023	375	409
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)	1,000	1,050
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.50% 2044 (put 2022)[2]	750	751
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	2,180	2,757

Private Client Services Funds	21

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2047 (preref. 2022)	$1,100	$1,155
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	880	883
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.833% 2032 (put 2026)[2]	315	319
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2023	1,000	1,092
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2023	305	333
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2024	165	187
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2027	535	651
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	1,015	1,075
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	1,465	1,579
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	965	1,024
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047	750	820
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2028	2,000	2,519
New York City G.O. Bonds, Series 2018-A, 5.00% 2028	565	693
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2030	2,350	3,066
New York City G.O. Bonds, Series 2018-E-1, 5.00% 2031	1,635	2,018
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2032	1,750	2,252
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2032	1,435	1,885
New York City G.O. Bonds, Series 2008-L-5, 5.00% 2032	100	131
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2033	370	485
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	290	334
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2024	375	414
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	320	330
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022	160	160
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2016-C-2, 0.23% 2050 (put 2022)	190	190
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	325	326
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-G-2-A, 2.00% 2057 (put 2021)	275	276
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	700	701
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	835	830
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-DD, 5.00% 2029	465	599
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022	35	36
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023	65	69
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024	1,025	1,166
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2030	355	467
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2031	760	993
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2031	195	261
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2032	910	1,208
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2032	110	143
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-B-1, 5.00% 2034	1,390	1,825
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 2.00% 2022	150	151
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 4.00% 2023	140	147
Public Housing Capital Fund Rev. Trust I, Trust Certs., Series 2012, 4.50% 2022[3]	63	63
County of Suffolk, Econ. Dev. Corp., Rev. Ref. Bonds (Peconic Landing at Southold, Inc. Project), Series 2010, 3.125% 2025	225	238
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 5.00% 2033	1,000	1,299
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2030	155	199
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2028	295	369
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2032	2,000	2,584
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2033	1,275	1,642
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025	130	143
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe LP Project), Series 2021, 0.28% 2024 (put 2023)	1,550	1,548
		60,386

22	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina 1.82%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	$1,130	$1,129
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	80	80
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	1,725	1,722
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-D, 5.00% 2049 (put 2031)	1,170	1,561
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-C, 5.00% 2050 (put 2028)	585	744
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	890	971
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	995	1,066
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	315	348
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)	405	405
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022	1,705	1,746
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.455% 2041 (put 2022)[2]	1,480	1,482
University of North Carolina at Charlotte, General Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	1,000	1,091
County of Wake, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2022	1,190	1,214
County of Wake, Limited Obligation Bonds, Series 2021, 5.00% 2023	675	718
		14,277

North Dakota 0.46%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	800	801
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 5.00% 2030	280	358
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	965	1,023
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	210	219
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	305	327
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-F, 4.00% 2048	230	247
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	170	186
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	440	475
		3,636

Ohio 2.68%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-B, 1.375% 2026 (put 2024)	200	199
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-C, 1.50% 2026 (put 2025)	50	50
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. Bonds (Summa Health Obligated Group), Series 2020, 5.00% 2028	680	845
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. Bonds (Summa Health Obligated Group), Series 2020, 5.00% 2030	350	449
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2027	1,500	1,855
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2030	400	517
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-A, 5.00% 2022	810	839
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-A, 5.00% 2027	570	699
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-B, 5.00% 2047 (put 2022)	575	588
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	180	228
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2030	115	149
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2025	1,000	1,008
City of Dayton, Metropolitan Housing Auth., Multi Family Housing Rev. Bonds (Southern Montgomery Apartments Project), Series 2021-A, 0.32% 2024 (put 2023)	200	200
G.O. Common Schools Rev. Ref. Bonds, Series 2021-B, 5.00% 2028	685	867
G.O. Conservation Projects Bonds, Series 2019-A, 2.00% 2022	65	65
G.O. Infrastructure Improvement Bonds, Series 2021-A, 5.00% 2030	190	247
County of Hamilton, Hospital Facs. Rev. Bonds (UC Health), Series 2014, 5.00% 2025	400	439
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2029	1,000	1,269
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2030	280	362
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)	200	200
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Franklin Manor North Project), Series 2021, 0.25% 2024 (put 2023)	440	439

Private Client Services Funds	23

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	$305	$305
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)	655	654
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	320	344
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	620	687
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	620	680
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-C, 3.25% 2051	860	940
Madison Local School Dist., School Improvement Rev. Ref. Bonds, Series 2014, 5.25% 2037 (preref. 2022)	1,095	1,127
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2028	700	891
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2029	300	389
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2030	75	97
North East Ohio Regional Sewer Dist., Wastewater Improvement Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2044 (preref. 2024)	1,000	1,140
Public Facs. Commission, Higher Education G.O. Bonds, Series 2015-C, 5.00% 2028	1,000	1,153
Rev. Bonds (Premier Health Partners Obligated Group), Series 2020, 5.00% 2033	85	106
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025	115	122
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023	155	167
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2019-A, 5.00% 2029	130	166
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2032	455	590
		21,072

Oklahoma 0.20%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023	595	642
Housing Fin. Agcy., Collateralized Rev. Bonds (Deer Park & Apple Run Apartments), Series 2019, 1.60% 2022	750	752
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2032	120	156
		1,550

Oregon 0.91%
County of Deschutes, Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2029	225	272
County of Deschutes, Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2030	265	324
Facs. Auth., Rev. Bonds (University of Portland Projects), Series 2015-A, 5.00% 2031	600	679
G.O. Bonds (Veteran’s Welfare Bonds Series 108), Series 2021-O, 3.00% 2051	2,095	2,274
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2020, 3.50% 2050	280	305
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)	460	459
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	175	175
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	685	732
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2016-A, 4.00% 2047	400	423
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-A, 4.50% 2049	135	146
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-C, 3.00% 2052	1,235	1,326
		7,115

Pennsylvania 2.76%
County of Allegheny, Airport Auth., Airport Rev. Bonds, Series 2013-A, 5.00% 2022	400	406
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 5.00% 2022	1,000	1,033
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2020-A, 5.00% 2026	500	595
County of Berks, G.O. Bonds, Series 2015, 4.00% 2027 (preref. 2023)	35	38
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.384% 2030 (put 2025)[2]	195	195

24	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.384% 2031 (put 2025)[2]	$265	$265
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.384% 2032 (put 2025)[2]	205	205
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)	150	164
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)	130	143
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004-A, 2.15% 2021	200	200
Econ. Dev. Fncg. Auth., UPMC Rev. Bonds, Series 2021-A, 5.00% 2028	1,500	1,885
Fncg. Auth., Rev. Bonds, Series 2013-A-2, 5.00% 2027 (preref. 2022)	500	514
Fncg. Auth., Rev. Bonds, Series 2013-A-2, 5.00% 2042 (preref. 2022)	580	596
G.O. Bonds, Series 2011-1, 5.00% 2025 (preref. 2021)	700	701
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.65% 2049 (put 2024)[2]	455	458
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	1,005	1,073
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	1,000	1,072
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	220	235
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	1,030	1,026
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)	330	329
County of Lehigh, General Purpose Auth., Rev. Bonds (The Good Shepherd Group), Series 2021-A, 4.00% 2023	95	102
County of Montgomery, Higher Education and Health Auth., Hospital Rev. Bonds (Abington Memorial Hospital Obligated Group), Series 2012-A, 5.00% 2031 (preref. 2022)	350	360
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2018-C, 0.77% 2051 (put 2023)[2]	400	400
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Foulkeways at Gwynedd Project), Series 2016, 5.00% 2026	400	455
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 4.00% 2021	100	100
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 4.00% 2023	125	134
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.097% 2048 (put 2022)[2]	175	176
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2022	1,050	1,092
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2025	415	483
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2030	260	334
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2031	125	163
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2016-F, 5.00% 2023	1,500	1,628
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2026	1,000	1,198
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2042 (preref. 2022)	575	605
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2029 (preref. 2021)	1,315	1,320
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2030 (preref. 2021)	335	336
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2030	165	216
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2031	295	387
Turnpike Commission, Turnpike Rev. Bonds (Motor License Fund), Series 2012-A, 5.00% 2026 (preref. 2021)	1,000	1,004
		21,626

Rhode Island 0.30%
Commerce Corp., Grant Anticipation Rev. Ref. Bonds (Dept. of Transportation), Series 2016-A, 5.00% 2023	500	538
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 75-A, 3.00% 2051	1,530	1,655
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	195	195
		2,388

South Carolina 1.18%
County of Charleston, G.O. Capital Improvement Transportation Sales Tax Bonds, Series 2011, 5.00% 2024 (preref. 2021)	515	515
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)	460	459
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 5.00% 2028	100	125
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2013, 5.00% 2043 (preref. 2023)	1,000	1,060
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-A, 4.00% 2047	365	387

Private Client Services Funds	25

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	$95	$102
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	755	837
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	645	699
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	510	546
Lexington County Health Services Dist., Inc., Hospital Rev. Ref. Bonds, Series 2017, 5.00% 2022	600	628
Lexington County Health Services Dist., Inc., Hospital Rev. Ref. Bonds, Series 2017, 5.00% 2024	500	566
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	180	193
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 5.00% 2029	520	666
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2021	500	502
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2022	350	368
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2023	125	137
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028	510	524
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028 (preref. 2022)	490	504
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	340	341
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	100	114
		9,273

South Dakota 1.04%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	550	575
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	830	878
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2017-B, 4.00% 2047	1,175	1,263
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048	1,440	1,593
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	315	344
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	2,255	2,433
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-C, 3.50% 2051	975	1,064
		8,150

Tennessee 0.66%
Town of Greeneville, Health and Educational Facs. Board, Multi Family Housing Rev. Bonds (People RD Portfolio Project), Series 2019, 1.45% 2022 (put 2021)	20	20
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-1-C, 4.50% 2037	30	30
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-2-C, 4.00% 2038	25	25
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	470	504
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2-B, 4.00% 2042	465	500
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 4.00% 2046	460	488
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2020-3-A, 3.50% 2050	110	120
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 3.75% 2050	450	493
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-1, 4.25% 2050	835	913
City of Knoxville, Community Dev. Corp., Collateralized Multi Family Housing Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)	155	154
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2021-A, 5.00% 2031	355	455
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Green Bonds, Series 2021-A, 5.00% 2030	145	189
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	1,000	1,291
		5,182

Texas 13.85%
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	65	65
Alvarado Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	795	842
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2025	600	689
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2027	225	274
Angleton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2025	620	711
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2023	885	968
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2024	400	454
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2026	400	476

26	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2028	$595	$741
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2029	235	298
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2026	1,900	2,273
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2027	1,000	1,225
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2029	510	650
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2030	485	629
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2028	650	808
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2017-B, 5.00% 2026	450	540
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2027	460	529
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2017-B, 5.00% 2027	250	301
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2028	475	546
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2029	395	451
Arlington Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2026	325	385
City of Arlington, Permanent Improvement Bonds, Series 2021-A, 5.00% 2030	140	183
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)	1,000	1,001
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2030	160	210
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	740	867
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2030	110	145
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2031	135	181
Barbers Hill Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2030	375	486
Beaumont Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2026	1,500	1,776
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	480	592
Brazosport Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	115	117
Burnet Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	215	280
County of Cameron, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)	205	205
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,000	1,217
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Mission Trail at El Camino Real Apartments), Series 2019, 2.10% 2037 (put 2022)	1,080	1,081
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)	3,920	3,922
Carroll Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2026	970	1,148
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023	230	244
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2021-D, 5.00% 2030	320	409
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2021-D, 5.00% 2032	520	679
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 5.00% 2028	1,100	1,335
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)	205	204
Clifton Higher Education Fin. Corp., Education Rev. and Ref. Bonds (Idea Public Schools), Series 2017, 5.00% 2027	1,360	1,672
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2025	500	582
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2026	1,000	1,199
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2032	680	876
Conroe Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	220	223
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2027	675	831
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2027	490	599
Crowley Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2025	1,000	1,163
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2028	310	389
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2029	400	508
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031	260	327
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 4.00% 2039	1,000	1,034
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	675	675
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Notes (Estates at Shiloh), Series 2019, 1.25% 2037 (put 2023)	430	436

Private Client Services Funds	27

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	$120	$130
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	155	160
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2028	2,000	2,396
Eagle Mountain-Saginaw Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027	600	738
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	500	565
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	1,515	1,511
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	340	343
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	275	357
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2031	255	337
G.O. Water Financial Assistance Rev. Ref. Bonds, Series 2021-B, 4.00% 2028	175	197
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	510	509
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021, 5.00% 2022	675	686
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2028	80	99
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2031	150	196
City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2024	135	149
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 0.60% 2035 (put 2026)	340	337
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.15% 2049 (put 2022)	555	555
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	185	187
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	330	330
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2022	1,000	1,028
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-2, (SIFMA Municipal Swap Index + 0.57%) 0.62% 2049 (put 2024)[2]	1,000	1,004
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-B, 5.00% 2041 (put 2024)	1,000	1,132
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2013-B, (SIFMA Municipal Swap Index + 0.90%) 0.95% 2022[2]	250	251
County of Harris, Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2019-A, (3-month USD-LIBOR x 0.70 + 0.65%) 0.707% 2046 (put 2024)[2]	535	537
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	455	455
County of Harris, Health Facs. Dev. Corp., Rev. Ref. Bonds (CHRISTUS Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.20% 2031[2]	125	125
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	365	383
Hays Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2030	2,045	2,448
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)	185	185
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	345	345
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	630	629
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2019-A, 4.75% 2049	1,195	1,322
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	2,300	2,490
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	1,270	1,415
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051	370	407
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	850	922
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	255	254
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2027	500	607
City of Houston, Combined Utility System Rev. Bonds, Series 2011-D, 5.00% 2026 (preref. 2021)	185	185
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2027	550	682
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2028	225	264
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2030	25	30
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2031	10	12

28	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	$325	$324
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2027	1,050	1,265
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2028	250	306
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	465	471
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 5.00% 2031	115	145
Killeen Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	445	451
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	575	610
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2022, Assured Guaranty Municipal insured, 5.00% 2032	380	484
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2022	460	472
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2024	255	285
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2027	1,750	2,141
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2021-A, 5.00% 2031	570	747
Lumberton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2029	245	312
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	325	322
County of Midland, Public Fac. Corp., Multi Family Housing Rev. Bonds (Palladium at West Francis), Series 2020, 0.35% 2024 (put 2023)	1,000	998
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	480	555
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022	660	693
Nederland Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	195	248
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2028	235	265
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	220	219
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 2.375% 2047 (put 2022)	500	508
North East Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019-A, 4.00% 2032	215	251
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 5.00% 2031	435	579
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2034	950	1,139
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022	170	177
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	220	222
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	500	549
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	300	340
North Texas Tollway Auth., System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-D, Assured Guaranty insured, 0% 2030	500	435
Northside Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027	850	1,048
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2030	175	227
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	105	137
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2013, 5.00% 2038 (preref. 2023)	700	743
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	755	755
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2029	260	331
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038	1,000	1,059
Pflugerville Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2022	1,000	1,014
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	255	331
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2031	60	79
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2021)	415	427
Round Rock Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022	600	621
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	475	503
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,000	1,198
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2015-B, 2.00% 2033 (put 2021)	1,150	1,152
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	250	257
City of San Antonio, General Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2022	270	273
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2022	185	190
Sheldon Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2022	250	253

Private Client Services Funds	29

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Sherman Independent School Dist., Unlimited Tax School Building Bonds, Series 2018-A, 5.00% 2027	$1,010	$1,228
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031	465	582
County of Tarrant, Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Christus Health), Series 2018-A, 5.00% 2023	850	916
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2017-E, 5.00% 2022	1,425	1,462
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	270	286
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	90	100
Transportation Commission, Highway Improvement G.O. Bonds, Series 2016-A, 5.00% 2028	200	237
County of Travis, Strategic Housing Fin. Corp., Multi Family Housing Rev. Bonds (Yager Flats), Series 2021, 0.46% 2041 (put 2025)	3,000	2,980
Trinity River Auth., Regional Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2030	235	306
Trinity River Public Fac. Corp., Multi Family Housing Rev. Bonds (Cowan Place Apartments), Series 2021, 0.28% 2024 (put 2023)	500	499
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2025	240	277
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2026	760	903
Water Dev. Board, State Revolving Fund, Rev. Bonds, Series 2021, 5.00% 2031	260	348
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 5.00% 2029	990	1,239
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2021, 5.00% 2032	1,040	1,392
Wylie Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2030	1,790	2,327
		108,738

Utah 0.42%
Canyons School Dist., Local Building Auth., Lease Rev. Bonds, Series 2021, 5.00% 2029	1,000	1,284
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2015-D-2, 4.00% 2045	155	165
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2025	450	522
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2026	620	740
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018, 4.00% 2022	335	346
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023	80	86
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2026	95	112
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2030	25	32
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2031	20	26
		3,313

Vermont 0.06%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2018-A, 4.00% 2048	245	264
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050	165	181
		445

Virginia 1.51%
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2031	600	773
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2032	215	276
County of Charles City, Econ. Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004-A, 2.875% 2029	1,000	1,082
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2012-A, 5.00% 2024 (preref. 2022)	295	298
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2033	1,865	1,965
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2034	975	1,027
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2029	375	462
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2030	375	468
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)	1,000	1,001
County of Halifax, Industrial Dev. Auth., Recovery Zone Fac. Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 0.45% 2041 (put 2022)	740	740

30	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury Richmond), Series 2018, 5.00% 2023	$575	$623
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-A, 1.90% 2035 (put 2023)	1,000	1,024
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (Lifespire of Virginia), Series 2021, 3.00% 2023	45	47
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (Lifespire of Virginia), Series 2021, 3.00% 2024	15	16
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (Lifespire of Virginia), Series 2021, 4.00% 2031	375	426
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2027	350	422
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2028	120	148
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2029	140	173
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2030	170	209
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 1.20% 2040 (put 2024)	640	650
		11,830

Washington 2.22%
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2029	510	659
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2020-A, 5.00% 2032	195	254
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)	285	284
G.O. Bonds, Series 2012-D, 5.00% 2026 (preref. 2022)	1,000	1,012
G.O. Bonds, Series 2017-D, 5.00% 2028	1,000	1,214
G.O. Bonds, Series 2019-C, 5.00% 2031	1,000	1,264
G.O. Bonds, Series 2012-D, 5.00% 2033 (preref. 2022)	2,000	2,024
G.O. Bonds, Series 2019-A, 5.00% 2033	500	623
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022	340	352
County of Grant, Public Utility Dist. No. 2, Electric System Rev. Ref. Bonds, Series 2017-O, 5.00% 2024	275	302
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-B, 4.00% 2042 (put 2030)	1,000	1,214
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	170	170
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	979	1,124
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2023[3]	1,095	1,148
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047	460	488
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	295	321
Motor Vehicle Fuel Tax G.O. Bonds, Series 2021-D, 5.00% 2022	2,375	2,442
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	460	460
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	55	55
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.30% 2045 (put 2026)[2]	765	772
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.54% 2046 (put 2023)[2]	825	828
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2029	170	219
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2030	175	230
		17,459

Private Client Services Funds	31

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
West Virginia 0.32%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2009-B, 2.625% 2042 (put 2022)	$750	$759
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Appalachian Power Co. - Amos Project), Series 2015-A, 2.55% 2040 (put 2024)	500	521
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	235	235
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Parkland Place / Chapmanville Towers), Series 2021, 0.28% 2024 (put 2023)	1,000	999
		2,514

Wisconsin 2.07%
Environmental Improvement Fund Rev. Green Bonds, Series 2021-A, 4.00% 2031	1,000	1,220
G.O. Bonds, Series 2015-A, 5.00% 2031 (preref. 2023)	2,000	2,143
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-B, 5.00% 2038 (put 2023)	1,300	1,365
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.60% 2054 (put 2023)[2]	1,130	1,133
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2019-A, 5.00% 2021	325	326
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2016-A, 5.00% 2021	45	45
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[3]	1,910	2,209
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	940	1,007
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	710	762
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	1,160	1,265
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	410	442
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	95	95
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	120	120
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2022	300	308
Public Fin. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-C, 4.00% 2041 (put 2030)	1,680	2,038
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	315	386
University of Wisconsin, Hospitals and Clinics Auth., Rev. Green Bonds, Series 2021-B, 5.00% 2030	630	811
WPPI Energy, Power Supply System Rev. Bonds, Series 2016-A, 5.00% 2026	500	593
		16,268

Wyoming 0.48%
Community Dev. Auth., Housing Rev. Bonds, Series 2019-1, 4.00% 2048	745	808
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050	1,570	1,692
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	1,125	1,242
		3,742

Total bonds, notes & other debt instruments (cost: $635,051,000)		644,756

Short-term securities 18.85%
Municipals 18.85%
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.02% 2048[2]	4,500	4,500
State of Arizona, County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010, 0.15% 2029 (put 2021)[2,4]	1,775	1,775
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	135	134
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.01% 2034[2]	1,500	1,500
State of California, City of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	2,000	2,050
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.04% 2032[2]	2,500	2,500
State of California, County of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/30/2022	2,815	2,887
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.02% 2042[2]	1,000	1,000
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-A-2, 0.03% 2050[2]	6,630	6,630

32	Private Client Services Funds

Capital Group Core Municipal Fund

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Charles Hight Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	$160	$160
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Park Homes Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	175	175
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	5,000	5,094
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.03% 2044[2]	2,950	2,950
State of Illinois, G.O. Rev. Ref. Bonds, Series 2021-C, 4.00% 3/1/2022	665	673
State of Indiana, Bond Bank, Advance Funding Program Notes, Series 2021-A, 2.00% 1/10/2022	1,040	1,043
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.07% 2039[2]	5,000	5,000
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-F, 0.02% 2041[2]	6,925	6,925
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 1993, 0.03% 3/1/2022[2]	3,345	3,345
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.04% 2049[2]	5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.04% 2050[2]	500	500
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.02% 2042[2]	4,700	4,700
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.02% 2042[2]	7,435	7,435
State of Minnesota, City of Shakopee, Multi Family Housing Rev. Bonds (Shakopee Village Apartments Project), Series 2021, 0.25% 2024 (put 2022)[4]	140	140
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.02% 2041[2]	2,000	2,000
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	1,160	1,171
State of New York, New York City G.O. Bonds, Series 2013-F-3, 0.02% 2042[2]	11,465	11,466
State of New York, New York City G.O. Bonds, Series 2021-2, 0.11% 2042[2]	695	695
State of New York, New York City G.O. Bonds, Series 2021-3, 0.11% 2042[2]	530	530
State of New York, New York City G.O. Bonds, Series 2016-A-5, 0.03% 2044[2]	9,000	9,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.02% 2044[2]	8,000	8,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-EE-1, 0.03% 2045[2]	5,000	5,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.02% 2048[2]	2,170	2,170
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-BB-1, 0.02% 2049[2]	16,500	16,500
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.02% 2041[2]	2,905	2,905
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-4, 0.03% 2042[2]	1,000	1,000
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.03% 2052[2]	4,900	4,900
State of Pennsylvania, Econ. Dev. Fin. Auth., Solid Waste Rev. Ref. Bonds (Republic Service, Inc. Project), Series 2010-B, 0.20% 2030 (put 2022)[4]	1,695	1,695
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.03% 2048[2]	5,000	5,000
State of Tennessee, City of Clarksville, Public Building Auth., Pooled Fncg. Rev. Bonds, Series 2003, Bank of America LOC, 0.05% 2033[2]	1,955	1,955
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2004, Bank of America LOC, 0.05% 2034[2]	405	405
State of Texas, Deer Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 0.16% 2042 (put 2022)[4]	135	135
State of Texas, Lone Star College System, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2/15/2022	70	71
State of Texas, Lone Star College System, Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2/15/2022	135	137
State of Texas, Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 12/15/2021	805	809
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]	130	130

Private Client Services Funds	33

Capital Group Core Municipal Fund

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Texas, Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2/15/2022	$355	$360
State of Utah, Provo City School Dist., G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 6/15/2022	1,000	1,030
State of Wyoming, County of Lincoln, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.03% 2044[2]	4,800	4,800

Total short-term securities (cost: $147,977,000)		147,980
Total investment securities 100.98% (cost: $783,028,000)		792,736
Other assets less liabilities (0.98%)		(7,683)

Net assets 100.00%		$785,053

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[5]	Value at 10/31/2021 (000)	[6]	Unrealized (depreciation) appreciation at 10/31/2021 (000)
5 Year U.S. Treasury Note Futures	Long	121	December 2021	$12,100		$14,732		$(58)
10 Year U.S. Treasury Note Futures	Short	33	December 2021	(3,300)		(4,313)		51
								$(7)

[1]	Step bond; coupon rate may change at a later date.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $3,420,000, which represented .44% of the net assets of the fund.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.
[5]	Notional amount is calculated based on the number of contracts and notional contract size.
[6]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

34	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Investment portfolio October 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 81.86%	Principal amount (000)	Value (000)
Alabama 1.90%
City of Alabaster, Board of Education, Special Tax School Warrants, Series 2014-A,
Assured Guaranty Municipal insured, 5.00% 2028 (preref. 2024)	$500	$565
City of Birmingham, Water Works Board, Water Rev. Bonds, Series 2013-B, 5.00% 2038 (preref. 2023)	500	528
Black Belt Energy Gas Dist., Gas Project Rev. Bonds (Project No. 6), Series 2021-B, 4.00% 2052 (put 2026)	500	571
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2049 (put 2025)	750	838
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	455	519
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2023 (preref. 2022)	35	36
Housing Fin. Auth., Multi Family Housing Rev. Bonds (Capstone at Kinsey Cove Project), Series 2020-A, 0.35% 2023 (put 2023)	110	110
South East Gas Supply Dist., Gas Supply Rev. Bonds (Project No. 2), Series 2018-A, 4.00% 2049 (put 2024)	490	529
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	125	150
		3,846

Alaska 0.15%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044	275	298

Arizona 1.47%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2026	730	862
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2026	300	359
County of Coconino, Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-B, 1.65% 2039 (put 2023)	500	509
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2022	185	190
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2026	190	223
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	750	818
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	15	17
		2,978

California 4.64%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.95% 2045 (put 2023)[1]	1,500	1,511
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.50% 2056 (put 2026)[1]	65	66
Trustees of the California State University, Systemwide Rev. Bonds, Series 2012-A, 5.00% 2042 (preref. 2022)	795	833
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	100	99
East Side Union High School Dist., G.O. Bonds, 2008 Election, Series 2012-D, 5.00% 2037 (preref. 2022)	1,000	1,036
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024	45	48

Private Client Services Funds	35

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023	$30	$31
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024	15	16
G.O. Bonds, Series 2021, 5.00% 2027	395	490
G.O. Bonds, Series 2021, 5.00% 2030	160	211
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023	420	456
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2029	110	141
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	475	519
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	500	524
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.75% 2050 (put 2026)[1]	100	102
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2022	115	119
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 4.00% 2022	15	15
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	125	140
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2025	180	205
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	500	522
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023	135	145
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2024	310	348
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2023	400	431
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023	20	22
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	5	6
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023	160	173
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)	80	80
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	35	35
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2028	250	293
City of Tustin, Community Facs. Dist. No. 2014-1 (Tustin Legacy/Standard Pacific), Special Tax Bonds, Series 2015-A, 5.00% 2027	200	228
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	25	29
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2013-A, BAM insured, 5.00% 2042	500	542
		9,416

Colorado 0.88%
Certs. of Part., Series 2021-A, 5.00% 2025	345	407
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-B, 5.00% 2021	20	20
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2021	260	261
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[1]	40	40
Health Facs. Auth., Rev. Bonds (Sanford Health), Series 2019-A, 5.00% 2022	325	340
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-E, 3.00% 2051	215	231
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-L, Class I, 3.25% 2051	205	224
Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2019-C, 2.00% 2054 (put 2024)	245	256
		1,779

Connecticut 2.39%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)	45	45
Health and Educational Facs. Auth., Rev. Bonds (Sacred Heart University Issue), Series 2017-I-1, 5.00% 2022	500	516
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 1999-U-1, 2.00% 2033 (put 2022)	500	502
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2015-A, 0.375% 2035 (put 2024)	855	853
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.25% 2037 (put 2024)	265	264
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	750	758
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-F-1, 3.50% 2043	665	717
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044	160	165
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	85	89

36	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Connecticut (continued)
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047	$460	$492
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-1, 3.00% 2049	125	135
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2013-B-2, 4.00% 2032	35	35
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2014-D-1, 4.00% 2044	85	86
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-C-1, 3.50% 2045	185	192
		4,849

Delaware 0.08%
G.O. Bonds, Series 2021, 5.00% 2031	125	167

District of Columbia 0.56%
G.O. Bonds, Series 2015-A, 5.00% 2032	700	807
Income Tax Secured Rev. Bonds, Series 2011-A, 5.00% 2022	320	321
		1,128

Florida 2.94%
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)	40	40
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	50	51
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2018-A-2, 2.50% 2022	500	505
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023	15	16
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (The University of Tampa Project), Series 2012-A, 5.25% 2042 (preref. 2022)	1,000	1,021
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050	320	348
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	50	55
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2025	280	328
County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2007, 0.45% 2027 (put 2021)	1,165	1,165
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2008-B, Assured Guaranty Municipal insured, 5.25% 2022	195	204
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)	1,000	1,000
County of Orange, Sales Tax Rev. Ref. Bonds, Series 2012-B, 5.00% 2030 (preref. 2022)	500	504
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)	110	120
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2024	100	112
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2025	75	87
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2026	100	119
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2042 (preref. 2022)	200	206
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024	65	73
		5,954

Georgia 2.70%
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	800	878
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2021-B, 5.00% 2027	430	529
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	85	85
County of Dawson, Dev. Auth., Multi Family Housing Rev. Bonds (Peaks of Dawsonville Project), Series 2021, 0.28% 2023	500	499
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	35	35
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045	30	32
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-A, 4.00% 2047	405	431
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)	500	569
Metropolitan Atlanta Rapid Transit Auth., Sales Tax Rev. Ref. Bonds (Third Indenture Series), Series 2012-A, 5.00% 2030 (preref. 2022)	870	898
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 4.00% 2027	270	311
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2030	40	51

Private Client Services Funds	37

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2028	$35	$43
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2029	5	6
City of Sandy Springs, Public Facs. Auth., Rev. Bonds (Sandy Springs City Center Project), Series 2015, 5.00% 2047 (preref. 2026)	500	598
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-A, 0.34% 2023 (put 2022)	500	500
		5,465

Idaho 0.57%
Housing and Fin. Assn., Single Family Mortgage Bonds, Series 2019-A, 4.00% 2050	1,050	1,149

Illinois 6.46%
City of Chicago, Sales Tax Rev. Ref. Bonds, Series 2011-A, 5.00% 2041 (preref. 2022)	205	207
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2014, 5.00% 2024	625	686
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, 5.00% 2021	180	180
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2022	540	565
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2023	100	106
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2024	130	144
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2027 (preref. 2024)	200	226
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2029	605	775
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2021	1,100	1,102
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	40	47
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2023	225	240
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.75% 2042 (put 2026)[1]	25	25
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026	515	610
Fin. Auth., Rev. Bonds (University of Chicago), Series 2014-A, 5.00% 2023	200	218
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025	40	47
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2022	240	249
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2021-C, 0.80% 2026	80	79
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)	595	595
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.05% 2050 (put 2025)[1]	1,000	1,022
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2022	695	708
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2022	500	510
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2023	500	532
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2022	250	257
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2023	310	332
City of Springfield, Water Rev. Bonds, Series 2012, 5.00% 2037 (preref. 2022)	500	508
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-A, 5.00% 2021	120	120
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2023	190	200
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025	545	622
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2014-D, 5.00% 2022	185	186
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	175	185
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	250	285
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2018-A, 5.00% 2024	200	222
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	620	709
County of Will, G.O. Bonds, Series 2016, 5.00% 2045 (preref. 2025)	500	588
		13,087

Indiana 2.05%
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	40	42
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)	540	578
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2022	440	450

38	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
Fin. Auth., Rev. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2012, 5.00% 2030 (preref. 2022)	$245	$249
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2021-B, 5.00% 2028	55	68
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2025	155	182
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023	510	548
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023	15	16
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2048	540	589
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	40	44
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-C-1, 3.00% 2052	65	70
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2022	100	103
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2023	230	243
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2024	240	264
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2025	255	291
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2025	140	154
City of Kokomo, Multi Family Housing Rev. Bonds (KHA RAD I Apartments), Series 2021-A, 0.56% 2025 (put 2024)	265	265
		4,156

Kansas 0.02%
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)	35	36

Kentucky 0.63%
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	485	485
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	195	195
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	45	47
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	320	355
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	55	60
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2022	135	138
		1,280

Louisiana 0.88%
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-2, 0.55% 2043 (put 2022)	1,000	1,000
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)	55	55
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2023	250	273
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2007-A, 1.65% 2027 (put 2023)	105	107
Parish of Tangipahoa, Hospital Service Dist. No. 1, Hospital Rev. Ref. Bonds (North Oaks Health System Project), Series 2021, 5.00% 2027	265	319
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	30	32
		1,786

Maine 0.13%
Housing Auth., Mortgage Purchase Bonds, Series 2017-A, 4.00% 2047	250	265

Maryland 2.04%
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2022	400	403
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	850	947
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	90	99

Private Client Services Funds	39

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	$270	$290
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2049	405	437
Stadium Auth., Rev. Bonds (Baltimore City Public Schools Construction and Revitalization Program), Series 2016, 5.00% 2041 (preref. 2026)	1,025	1,226
Dept. of Transportation, Consolidated Transportation Rev. Ref. Bonds, Series 2015, 5.00% 2023	110	117
Dept. of Transportation, Consolidated Transportation Rev. Ref. Bonds, Series 2022-A, 5.00% 2027	500	609
		4,128

Massachusetts 0.39%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	50	50
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2023	240	261
Housing Fin. Agcy., Housing Green Bonds, Series 2021-B-2, 0.75% 2025	15	15
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 169, 4.00% 2044	35	36
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 183, 3.50% 2046	280	293
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 171, 4.00% 2044	140	143
		798

Michigan 2.76%
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2023	700	722
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	45	47
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	1,290	1,357
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022	5	5
Grant Anticipation Rev. Ref. Bonds, Series 2016, 5.00% 2027	500	611
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2012-C, 5.00% 2026 (preref. 2022)	120	123
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	415	415
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025	50	50
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	90	96
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	550	600
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2024	375	421
County of Monroe, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Project), Series 1992-AA, National insured, 6.95% 2022	500	527
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-G, 5.00% 2021	300	301
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-C, 5.00% 2023	290	318
		5,593

Minnesota 1.19%
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	145	145
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	350	377
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049	590	648
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-E, 3.50% 2050	500	542
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	460	499
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)	80	80
Regents of the University of Minnesota, G.O. Rev. Ref. Bonds, Series 2017B, 5.00% 2021	120	120
		2,411

40	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Mississippi 0.11%
Business Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004, 0.70% 2029 (put 2026)	$175	$172
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	60	60
		232

Missouri 0.49%
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	610	641
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	185	201
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	60	64
County of St. Charles, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Hidden Valley Estates), Series 2021, 0.27% 2025 (put 2023)	85	85
		991

Montana 0.21%
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	115	121
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	130	142
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 4.00% 2050	140	155
		418

Nebraska 0.59%
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	220	232
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	75	76
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	445	484
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	375	405
		1,197

Nevada 0.68%
County of Clark, Pollution Control Rev. Ref. Bonds (Nevada Power Co. Projects), Series 2017, 1.65% 2036 (put 2023)	645	656
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	75	75
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2023	600	645
		1,376

New Jersey 0.80%
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-A, 1.00% 2023	275	278
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	465	517
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2023	200	214
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2026	500	589
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	30	35
		1,633

New Mexico 0.29%
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050	400	440
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)	135	155
		595

Private Client Services Funds	41

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York 5.15%
Build NYC Resource Corp., Rev. Ref. Bonds (Ethical Culture Fieldston School Project), Series 2015, 5.00% 2024	$360	$400
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022	175	177
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A-2, 5.00% 2031	15	20
City of Geneva, Dev. Corp., Rev. Ref. Bonds (Hobart and William Smith Colleges Project), Series 2012, 5.00% 2032 (preref. 2022)	40	42
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-K, 0.70% 2024	85	85
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025	250	250
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)	195	194
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-I-2, 0.70% 2056 (put 2025)	190	190
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C,
(1-month USD-LIBOR x 0.70 + 0.75%) 0.807% 2033 (put 2023)[1]	300	301
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.807% 2033 (put 2023)[1]	260	261
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-B, 5.00% 2022	195	204
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)	500	525
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-2, 5.00% 2024	300	339
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-F, 5.00% 2022	230	241
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[1]	255	256
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.833% 2032 (put 2026)[1]	60	61
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2023	455	497
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2024	50	57
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	410	434
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	300	323
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047	505	552
New York City G.O. Bonds, Series 2018-C, 5.00% 2023	1,000	1,083
New York City G.O. Bonds, Series 2014-I-1, 5.00% 2026	185	205
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2033	70	92
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	75	86
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022	45	45
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2016-C-2, 0.23% 2050 (put 2022)	55	55
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	330	331
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-G-2-A, 2.00% 2057 (put 2021)	55	55
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	230	230
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	220	219
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-2, 4.00% 2024	500	548
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-C-1, 5.00% 2021	150	150
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022	10	10
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023	20	21
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024	400	455
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-I, 5.00% 2027	180	193
Public Housing Capital Fund Rev. Trust I, Trust Certs., Series 2012, 4.50% 2022[2]	47	47
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-C-1, 5.00% 2025	500	588
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025	10	11
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (EG Mt. Vernon Preservation, LP Project), Series 2020, 0.30% 2023 (put 2022)	155	155
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe LP Project), Series 2021, 0.28% 2024 (put 2023)	455	454
		10,442

42	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina 1.70%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	$325	$325
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	20	20
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	105	105
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-B, 5.00% 2050 (put 2024)	980	1,115
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	205	219
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	75	83
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	70	76
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)	105	105
City of Sanford, Housing Auth., Multi Family Housing Rev. Bonds (Matthews Garden Gilmore), Series 2020, 0.30% 2023 (put 2022)	750	750
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.455% 2041 (put 2022)[1]	440	441
City of Winston-Salem, Water and Sewer System Rev. Ref. Bonds, Series 2020-A, 5.00% 2022	200	206
		3,445

North Dakota 0.40%
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	125	133
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	420	435
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-D, 4.00% 2046	240	252
		820

Ohio 2.61%
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Bonds (Akron General Health System), Series 2012, 5.00% 2031 (preref. 2022)	375	378
City of Dayton, Metropolitan Housing Auth., Multi Family Housing Rev. Bonds (Southern Montgomery Apartments Project), Series 2021-A, 0.32% 2024 (put 2023)	200	200
G.O. Conservation Projects Bonds, Series 2019-A, 2.00% 2022	20	20
G.O. Infrastructure Improvement Bonds, Series 2021-A, 5.00% 2030	125	162
County of Geauga, Rev. Bonds (South Franklin Circle Project), Series 2012-A, 8.00% 2047 (preref. 2022)[3]	890	986
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2024	310	341
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2026	500	590
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)	50	50
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	80	80
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)	190	190
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	80	86
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	185	205
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	135	148
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-C, 3.25% 2051	225	246
G.O. Infrastructure Improvement Rev. Ref. Bonds, Series 2016-A, 5.00% 2022	600	633
Madison Local School Dist., School Improvement Rev. Ref. Bonds, Series 2014, 5.25% 2037 (preref. 2022)	530	545
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2029	30	38
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2032	160	210
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025	125	133
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023	25	27
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2019-A, 5.00% 2029	15	19
		5,287

Private Client Services Funds	43

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oklahoma 0.62%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023	$145	$156
Housing Fin. Agcy., Collateralized Rev. Bonds (Deer Park & Apple Run Apartments), Series 2019, 1.60% 2022	250	250
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2012-A, 5.00% 2043	40	41
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2024	275	311
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2025	420	491
		1,249

Oregon 0.21%
G.O. Bonds (Veteran’s Welfare Bonds Series 108), Series 2021-O, 3.00% 2051	245	266
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)	115	115
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	50	50
		431

Pennsylvania 1.92%
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 5.00% 2022	300	310
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.384% 2030 (put 2025)[1]	50	50
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.384% 2031 (put 2025)[1]	70	70
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.384% 2032 (put 2025)[1]	55	55
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)	20	22
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)	20	22
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	235	251
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	355	380
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	760	757
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)	85	85
County of Montgomery, Higher Education and Health Auth., Hospital Rev. Bonds (Abington Memorial Hospital Obligated Group), Series 2012-A, 5.00% 2031 (preref. 2022)	775	796
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2027	190	232
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2022	95	100
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2042 (preref. 2022)	275	289
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2029 (preref. 2021)	185	186
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2030 (preref. 2021)	55	55
Wilkes-Barre Area School Dist., G.O. Bonds, Series 2019, BAM insured, 5.00% 2023	225	240
		3,900

Rhode Island 0.08%
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	165	170

South Carolina 1.38%
County of Charleston, G.O. Capital Improvement Transportation Sales Tax Bonds, Series 2011, 5.00% 2024 (preref. 2021)	500	500
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)	130	130
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	225	246
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	160	177
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	80	87
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	225	241
Lexington County Health Services Dist., Inc., Hospital Rev. Ref. Bonds, Series 2017, 5.00% 2021	250	250
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	55	59
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-B, 5.00% 2021 (escrowed to maturity)	405	407
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2025	120	136

44	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	$110	$110
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	35	40
Town of Southold, Local Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2015, 5.00% 2022	400	420
		2,803

South Dakota 0.39%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	95	99
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048	375	415
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	260	281
		795

Tennessee 1.58%
Town of Greeneville, Health and Educational Facs. Board, Multi Family Housing Rev. Bonds
(People RD Portfolio Project), Series 2019, 1.45% 2022 (put 2021)	1,100	1,101
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-1-C, 4.50% 2037	25	25
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-2-C, 4.00% 2038	20	20
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	200	214
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, 4.00% 2045	570	601
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	245	257
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 3.75% 2050	265	290
City of Knoxville, Community Dev. Corp., Collateralized Multi Family Housing Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)	40	40
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2021-A, 5.00% 2031	30	38
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2013, 5.00% 2025 (preref. 2023)	85	92
Tennessee Energy Acquisition Corp., Gas Project Rev. Bonds, Series 2017-A, 4.00% 2048 (put 2023)	500	524
		3,202

Texas 18.63%
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	15	15
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2022	625	634
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2022	645	678
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2025	15	17
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2026	15	17
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Harmony Public Schools), Series 2016-A, 5.00% 2024	310	342
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2026	560	670
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2022	350	363
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2025	800	928
Arlington Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2022	405	411
City of Arlington, Water and Wastewater System Rev. Bonds, Series 2021, 5.00% 2023	165	177
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)	215	215
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2022	100	104
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2020-C, 5.00% 2025	510	601
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2029	95	123
Barbers Hill Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2030	70	91
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2013-B, 5.00% 2033 (preref. 2023)	105	113
Brazosport Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,000	1,014
Brazosport Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	70	71
Brownsville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 3.00% 2026	500	555

Private Client Services Funds	45

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Cameron, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)	$50	$50
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	165	167
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)	460	460
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023	135	143
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)	100	100
Conroe Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	50	51
Conroe Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-A, 5.00% 2025	1,000	1,149
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013, 5.00% 2025 (preref. 2023)	600	637
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2014-C, 5.00% 2027	500	553
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-2, 0.28% 2040 (put 2024)	210	208
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2014-E, 5.00% 2023	370	387
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	180	180
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	15	16
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	400	456
Del Mar College Dist., Limited Tax Bonds, Series 2020-B, 5.00% 2024	400	450
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2026	335	401
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	155	160
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	400	452
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024	130	147
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	500	499
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 1.95% 2049 (put 2022)[3]	420	425
G.O. Water Financial Assistance Rev. Ref. Bonds, Series 2021-B, 4.00% 2030	50	56
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	150	150
Garland Independent School Dist., Unlimited Tax School Building Bonds, Series 2016, 5.00% 2030	400	457
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.15% 2049 (put 2022)	140	140
Grand Prairie Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.25% 2024	525	583
Hallsville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2025	515	592
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	50	51
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	100	100
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-1, (SIFMA Municipal Swap Index + 0.42%) 0.47% 2049 (put 2022)[1]	375	375
County of Harris, Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2019-A, (3-month USD-LIBOR x 0.70 + 0.65%) 0.707% 2046 (put 2024)[1]	130	131
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	130	130
County of Harris, Health Facs. Dev. Corp., Rev. Ref. Bonds (CHRISTUS Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.20% 2031[1]	125	125
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2011-A, 5.00% 2023 (preref. 2021)	600	600
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	110	115
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2024	150	169
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)	50	50
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	100	100
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	165	165
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	310	336
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	370	409
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	405	451
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051	125	138

46	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	$135	$146
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	100	99
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-B, 5.00% 2028 (preref. 2022)	870	898
City of Houston, Combined Utility System Rev. Bonds, Series 2011-D, 5.00% 2026 (preref. 2021)	55	55
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 2.00% 2024	615	646
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2022	10	10
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2023	15	16
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	85	85
Humble Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2022	1,000	1,014
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	100	101
Keller Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2027 (preref. 2025)	470	541
Killeen Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	95	96
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022	180	183
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024	500	553
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2022, Assured Guaranty Municipal insured, 5.00% 2032	55	70
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2025	1,000	1,156
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2021-A, 5.00% 2031	60	79
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	90	89
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	170	197
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022	10	10
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2025	120	140
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	85	85
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022	45	47
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024	395	434
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024 (escrowed to maturity)	190	209
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	1,500	1,647
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	1,000	1,001
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	230	230
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	125	127
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038	500	529
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2022	500	507
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	135	143
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	50	65
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2021)	960	989
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2024	200	221
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2025	250	286
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2026	260	307
Round Rock Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022	300	311
San Angelo Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030 (preref. 2024)	1,110	1,227
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015-D, 1.125% 2045 (put 2026)	230	233
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	140	148
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2020, 5.00% 2026	330	390
City of San Antonio, General Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2022	70	71
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	80	85
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	30	33
Transportation Commission, G.O. Mobility Fund Bonds, Series 2014-B, 0.65% 2041 (put 2026)	310	307
Transportation Commission, G.O. Mobility Fund Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	550	611
County of Travis, Strategic Housing Fin. Corp., Multi Family Housing Rev. Bonds (Yager Flats), Series 2021, 0.46% 2041 (put 2025)	770	765
Trinity River Auth., Regional Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2029	160	205

Private Client Services Funds	47

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Water Dev. Board, State Revolving Fund, Rev. Bonds, Series 2021, 5.00% 2031	$80	$107
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2016, 5.00% 2022	550	562
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-B, 5.00% 2023	45	48
		37,767

Utah 0.44%
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2015-D-2, 4.00% 2045	195	208
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2024	275	308
County of Salt Lake, Board of Education, G.O. Rev. Ref. Bonds (Utah School Bond Guaranty Act), Series 2021, 5.00% 2024	250	280
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023	15	16
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2024	65	72
		884

Vermont 0.02%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050	40	44

Virginia 1.79%
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2025	130	151
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2033	450	474
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2034	235	248
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. Notes, Series 2012-A, 5.00% 2023 (preref. 2022)	555	565
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)	500	500
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Oakwood North Four Project), Series 2021, 0.41% 2025 (put 2024)	570	569
County of Halifax, Industrial Dev. Auth., Recovery Zone Fac. Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 0.45% 2041 (put 2022)	225	225
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2024	70	77
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2026	150	176
County of Smyth, G.O. Public Improvement Bonds, Series 2011-A, 5.00% 2031 (preref. 2021)	500	500
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 1.20% 2040 (put 2024)	140	142
		3,627

Washington 3.14%
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2028	65	82
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 3), Series 2018-C, 5.00% 2023	1,000	1,079
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)	80	80
G.O. Bonds, Series 2022-A, 5.00% 2030	765	1,004
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022	25	26
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-B, 4.00% 2042 (put 2030)	250	304
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	45	45
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047	285	302
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	870	945
Housing Fin. Commission, Single Family Program Bonds, Series 2020-2-N, 3.00% 2050	1,090	1,170
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 4.00% 2050	720	795
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	70	70

48	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	$15	$15
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.30% 2045 (put 2026)[1]	115	116
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.54% 2046 (put 2023)[1]	325	326
		6,359

West Virginia 0.47%
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	75	75
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Parkland Place / Chapmanville Towers), Series 2021, 0.28% 2024 (put 2023)	875	874
		949

Wisconsin 2.86%
G.O. Bonds, Series 2013-A, 5.00% 2025 (preref. 2022)	1,000	1,024
G.O. Bonds, Series 2014-B, 5.00% 2030 (preref. 2022)	795	814
G.O. Rev. Ref. Bonds, Series 2011-2, 5.00% 2022 (preref. 2021)	230	230
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.60% 2054 (put 2023)[1]	340	341
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2019-A, 5.00% 2021	70	70
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[2]	660	763
Health and Educational Facs. Auth., Rev. Ref. Bonds (Aurora Health Care, Inc.), Series 2012, 5.00% 2022 (escrowed to maturity)	655	680
Health and Educational Facs. Auth., Rev. Ref. Bonds (Ministry Health Care, Inc.), Series 2012-C,
5.00% 2027 (preref. 2022)	210	218
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	210	225
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	355	387
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	30	33
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	25	25
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	35	35
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2022	300	308
Public Fin. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-C, 4.00% 2041 (put 2030)	115	140
Transportation Rev. Bonds, Series 2012-1, 5.00% 2024 (preref. 2022)	500	516
		5,809

Wyoming 0.47%
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050	705	759
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	170	188
		947

Total bonds, notes & other debt instruments (cost: $164,432,000)		165,941

Short-term securities 18.79%
Municipals 18.79%
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	45	45
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.04% 2032[1]	2,500	2,500
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.02% 2042[1]	500	500
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Charles Hight Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	40	40
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Park Homes Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	45	45
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	3,000	3,056
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.03% 2040[1]	3,000	3,000

Private Client Services Funds	49

Capital Group Short-Term Municipal Fund

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-A, 0.02% 2043[1]	$1,000	$1,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.04% 2049[1]	5,000	5,000
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.02% 2042[1]	1,000	1,000
State of Minnesota, City of Shakopee, Multi Family Housing Rev. Bonds (Shakopee Village Apartments Project), Series 2021, 0.25% 2024 (put 2022)[4]	35	35
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.02% 2041[1]	5,295	5,295
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[1]	1,800	1,800
State of New York, New York City G.O. Bonds, Series 2021-2, 0.11% 2042[1]	205	205
State of New York, New York City G.O. Bonds, Series 2021-3, 0.11% 2042[1]	155	155
State of New York, New York City G.O. Bonds, Series 2016-A-5, 0.03% 2044[1]	2,000	2,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2008-BB-2, 0.02% 2035[1]	1,000	1,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-BB-1, 0.02% 2049[1]	3,500	3,500
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.03% 2039[1]	1,500	1,500
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.03% 2048[1]	700	700
State of Texas, Deer Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 0.16% 2042 (put 2022)[4]	225	225
State of Texas, Lone Star College System, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2/15/2022	20	20
State of Texas, Lone Star College System, Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2/15/2022	35	36
State of Texas, Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 12/15/2021	10	10
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]	35	35
State of Texas, Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2/15/2022	95	96
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.03% 2036[1]	2,100	2,100
State of Wyoming, County of Lincoln, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.03% 2044[1]	3,200	3,200

Total short-term securities (cost: $38,098,000)		38,098
Total investment securities 100.65% (cost: $202,530,000)		204,039
Other assets less liabilities (0.65%)		(1,316)

Net assets 100.00%		$202,723

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[5]	Value at 10/31/2021 (000)	[6]	Unrealized depreciation at 10/31/2021 (000)
2 Year U.S. Treasury Note Futures	Long	9	December 2021	$1,800		$1,973		$(9)
5 Year U.S. Treasury Note Futures	Long	26	December 2021	2,600		3,166		(14)
								$(23)

50	Private Client Services Funds

Capital Group Short-Term Municipal Fund

[1]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[2]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $810,000, which represented .40% of the net assets of the fund.
[3]	Step bond; coupon rate may change at a later date.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.
[5]	Notional amount is calculated based on the number of contracts and notional contract size.
[6]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

Private Client Services Funds	51

Capital Group California Core Municipal Fund

 Investment portfolio October 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 84.89%	Principal amount (000)	Value (000)
California 84.30%
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	$975	$1,016
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2024	600	678
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2025	500	583
City of Alhambra, Insured Rev. Ref. Bonds (Atherton Baptist Homes Project), Series 2016, 5.00% 2027	630	739
City of Anaheim, Public Fncg. Auth., Lease Rev. Bonds (Anaheim Public Improvement Project), Capital Appreciation Bonds, Series 1997-C, Assured Guaranty Municipal insured, 0% 2022	2,000	1,994
Antelope Valley Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015, 0% 2035 (preref. 2025)	2,300	1,452
Antelope Valley Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015, 0% 2036 (preref. 2025)	2,800	1,690
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2021	495	496
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2022	1,000	1,041
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2023	500	540
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2023	370	401
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2024	395	446
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2025	510	576
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2001-A, (SIFMA Municipal Swap Index + 1.25%) 1.30% 2036 (put 2027)[1]	1,000	1,052
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2043 (preref. 2023)	1,000	1,068
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-B-1, (SIFMA Municipal Swap Index + 1.10%) 1.15% 2045 (put 2024)[1]	4,275	4,350
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-G, 2.00% 2053 (put 2024)	4,525	4,656
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-A, 2.00% 2056 (put 2028)	3,000	3,164
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2017-S-7, 5.00% 2024	1,200	1,334
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2012-F-1, 5.00% 2027 (preref. 2022)	2,965	3,025
Bay Area Water Supply and Conservation Agcy., Rev. Bonds, Series 2013-A, 5.00% 2023	500	534
City of Beaumont, Wastewater Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2026	500	598
City of Burbank, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015, BAM insured, 5.00% 2022	1,305	1,372
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-A, 5.00% 2026	600	710
Trustees of the California State University, Systemwide Rev. Bonds, Series 2015-A, 5.00% 2024	500	570
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	4,480	4,413
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-3, 4.00% 2051 (put 2023)	2,500	2,636

52	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.55% 2023	$350	$358
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2022	200	205
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2023	225	238
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2014-B, Assured Guaranty Municipal insured, 5.00% 2024	260	292
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2025	620	692
Cerritos Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2012-D, 0% 2027	830	772
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2022	450	468
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2025	665	746
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2024	465	524
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2026	780	936
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2027	430	528
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2028	355	443
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2029	225	288
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2030	60	77
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2022	1,355	1,406
Clovis Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006-B, National insured, 0% 2030	1,000	867
Community Choice Fncg. Auth., Clean Energy Project Rev. Green Bonds, Series 2021-B-1, 4.00% 2052 (put 2031)	2,750	3,306
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2026	1,290	1,443
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2029	1,000	1,157
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2033	1,000	756
City of Concord, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2023	825	875
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2026	400	453
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2027	885	1,065
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2028	930	1,140
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2029	675	844
Desert Community College Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2032	1,885	2,233
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 3.00% 2023	205	213
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 3.00% 2025	265	281
East Bay Municipal Utility Dist., Water System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	3,550	4,124
East Side Union High School Dist., G.O. Bonds, 2008 Election, Series 2012-D, 5.00% 2037 (preref. 2022)	500	518
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 2.75% 2028	535	596
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 4.00% 2029	1,210	1,479
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2021-A, 5.00% 2028	1,375	1,725
Educational Facs. Auth., Rev. Bonds (University of the Pacific), Series 2012-A, 4.00% 2021	560	560
Educational Facs. Auth., Rev. Bonds (University of the Pacific), Series 2012-A, 4.00% 2022	500	500
Educational Facs. Auth., Rev. Ref. Bonds (Stanford University), Series 2009-T-5, 5.00% 2023	1,290	1,375
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2026	530	598
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2027	500	563
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,125
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2024	855	888
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2025	580	668
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2020-A, 4.00% 2029	570	691
City of Eureka, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, 5.00% 2022	835	872
City of Fillmore, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2024	1,000	1,116
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 1, G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2004-B, National insured, 0% 2026	1,000	949
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2023	535	576

Private Client Services Funds	53

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2026	$100	$112
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2027	120	136
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2027	625	724
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2029	390	463
G.O. Bonds, Series 2020, 5.00% 2026	3,000	3,633
G.O. Bonds, Series 2019, 5.00% 2029	2,000	2,592
G.O. Bonds, Series 2021, 5.00% 2031	85	102
G.O. Bonds, Series 2021, 5.00% 2032	70	84
G.O. Bonds, Series 2021, 5.00% 2034	70	84
G.O. Rev. Ref. Bonds, Series 2007, Assured Guaranty Municipal insured, 5.25% 2032	4,125	5,654
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2027	745	912
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	3,000	3,804
G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2029	4,000	4,995
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2029	3,000	3,875
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2029	1,500	1,944
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2029	1,000	1,294
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2031	2,500	3,350
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2035	2,000	2,568
City of Garden Grove, Successor Agcy. to the Dev. Agcy., Tax Allocation Bonds, Series 2016, BAM insured, 5.00% 2022	400	417
City of Glendale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Central Glendale Redev. Project), Series 2016, BAM insured, 5.00% 2024	425	483
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022 (escrowed to maturity)	3,000	3,084
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2017A-1, 5.00% 2022	1,730	1,775
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, AMBAC insured, 0% 2024 (escrowed to maturity)	2,000	1,977
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026 (escrowed to maturity)	2,785	2,689
Greenfield Elementary School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2007-A, Assured Guaranty Municipal insured, 0% 2029	1,270	1,110
City of Hawthorne, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2024	250	282
Health Facs. Fncg. Auth., Rev. Bonds (Adventist Health System/West), Series 2013-A, 5.00% 2023	910	967
Health Facs. Fncg. Auth., Rev. Bonds (Adventist Health System/West), Series 2013-A, 5.00% 2024	1,105	1,174
Health Facs. Fncg. Auth., Rev. Bonds (Cedars-Sinai Medical Center), Series 2016-A, 5.00% 2023	650	705
Health Facs. Fncg. Auth., Rev. Bonds (City of Hope), Series 2012-A, 5.00% 2021	350	351
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2025	1,000	1,145
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	1,025	1,074
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-D, 5.00% 2032 (put 2022)	2,675	2,803
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2014-A, 5.00% 2025	400	450
Health Facs. Fncg. Auth., Rev. Bonds (PIH Health), Series 2020-A, 5.00% 2030	1,900	2,469
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2019-B, 5.00% 2039 (put 2027)	2,135	2,639
Health Facs. Fncg. Auth., Rev. Bonds (Scripps Health), Series 2012-A, 5.00% 2024	150	151
Health Facs. Fncg. Auth., Rev. Bonds (Scripps Health), Series 2012-A, 5.00% 2025	375	376
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	4,430	4,836
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2024	3,000	3,413
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2026 (preref. 2025)	300	355
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2041 (preref. 2025)	680	804
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2013-A, 5.00% 2052 (preref. 2023)	1,665	1,806
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-A-1, 5.00% 2027	3,000	3,737
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	6,985	7,319
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Adventist Health System/West), Series 2016-A, 4.00% 2025	1,270	1,418
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2026	830	956
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2022	175	183
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2023	135	147
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2024	1,000	1,139
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2026	1,750	2,121
Hemet Unified School Dist., Fncg. Auth. Special Tax Rev. Bonds, Series 2015, 5.00% 2026	600	676

54	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Hemet Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2023	$885	$958
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2025	100	117
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2026	125	150
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2027	110	135
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2028	375	470
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2029	140	175
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2030	340	423
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.25% 2037 (put 2022)[1]	1,000	1,001
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2027	650	790
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 3.25% 2022	700	718
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 4.00% 2022	400	413
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2024	725	788
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 3.375% 2023	850	898
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 4.00% 2022	225	232
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2023	200	217
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2024	210	237
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2025	250	292
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, BAM insured, 4.00% 2025	500	565
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, 4.00% 2028	500	599
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, BAM insured, 4.00% 2030	1,265	1,556
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2027	140	172
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2028	350	439
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2030	215	273
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2023	500	541
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2029	710	792
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2023	750	812
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2027	1,615	1,879
Kern Community College Dist., Safety Repair and Improvement G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2006, FSA insured, 0% 2022	1,500	1,497
Kings Canyon Joint Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2029	1,600	1,852
La Habra School Dist., G.O. Bonds, Capital Appreciation Bonds, 2000 Election, Series 2002-A, FSA insured, 0% 2026	1,010	953
Lakeside Union School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2029	1,785	2,138
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2002, Special Tax Bonds, Series 2017, 4.00% 2022	680	699
City of Lodi, Public Fin. Auth., Rev. Ref. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2024	260	293
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2021	520	520
Long Beach Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2008-A, Assured Guaranty Municipal insured, 0% 2027	3,865	3,607
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2023	690	747
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-B, 5.00% 2031	420	556
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2019-E, 5.00% 2039	1,130	1,408
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Ref. Bonds, Series 2019-C, 5.00% 2025	2,000	2,317
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022	3,000	3,057
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2017-C, 5.00% 2022	575	593
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2013-A, 5.00% 2022	515	532

Private Client Services Funds	55

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-D, 5.00% 2024	$535	$601
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 5.00% 2025	1,875	2,181
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-D, 5.00% 2025	500	582
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2019-D, 5.00% 2027	1,100	1,359
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-A, 5.00% 2028	650	823
City of Los Angeles, Solid Waste Resources Rev. Bonds, Series 2013-A, 2.00% 2023	1,110	1,135
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Cantamar Villas), Series 2021-D-1, 0.30% 2025 (put 2024)	1,295	1,290
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	3,175	3,171
County of Los Angeles, Metropolitan Transportation Auth., Proposition C Sales Tax Rev. Bonds, Series 2021-A, 5.00% 2030	6,410	8,467
County of Los Angeles, Redev. Ref. Auth., Tax Allocation Rev. Ref. Bonds (South Gate Project No. 1), Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022	1,190	1,235
Los Angeles Community College Dist., G.O. Bonds, 2008 Election, Series 2008-G, 4.00% 2039 (preref. 2024)	3,350	3,683
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014-C, 5.00% 2023	520	561
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	5,000	6,172
Madera Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2006, Assured Guaranty Municipal insured, 0% 2029	585	521
Manhattan Beach Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, Series 1999-C, FGIC-National insured, 0% 2024	3,875	3,753
Manteca Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006, MBIA insured, 0% 2027	560	517
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2022	500	522
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2028	250	291
Montebello Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2028	1,545	1,752
Mountain View School Dist., G.O. Bonds, 2020 Election, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2023	1,290	1,374
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 4.00% 2026	200	214
Municipal Fin. Auth., Rev. Bonds (California Institute of the Arts), Series 2021, 4.00% 2033	250	298
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2026	300	357
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation), Series 2017-A, 5.00% 2024	300	339
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2023	750	805
Municipal Fin. Auth., Rev. Bonds (Village Grove Apartments), Series 2013-A, 3.10% 2021 (escrowed to maturity)	1,210	1,213
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2013, 5.00% 2022	470	490
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2026	335	398
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2022	885	927
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2025	500	586
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2028	750	859
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2029	1,085	1,236
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2035	1,000	1,127
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside I, LLC - UCR Student Housing Project), Series 2019, BAM insured, 5.00% 2027	530	642
Murrieta Valley Unified School Dist., G.O. Bonds, 2014 Election, Series 2020, 4.00% 2023	335	357
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2023	2,530	2,727
Northern California Energy Auth., Commodity Supply Rev. Bonds, Series 2018, 4.00% 2049 (put 2024)	2,500	2,709
Oak Park Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2009-B, Assured Guaranty Municipal insured, 0% 2029	605	531
Oakland Unified School Dist., G.O. Bonds, 2006 Election, Series 2016-A, 5.00% 2026	1,325	1,584
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,230
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2034	1,000	1,158
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	2,000	2,071
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022	915	947
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2024	1,310	1,471
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2025	3,000	3,486
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, Assured Guaranty insured, 5.00% 2026	1,125	1,309
Ohlone Community College Dist., G.O. Rev. Ref. Bonds, Series 2012, 5.00% 2023 (preref. 2022)	550	570
County of Orange, Airport Private Activity Rev. Ref. Bonds, Series 2019-B, 5.00% 2025	1,065	1,237

56	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
County of Orange, Airport Private Activity Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	$1,000	$1,161
County of Orange, Airport Rev. Ref. Bonds, Series 2019-A, 5.00% 2022	1,000	1,032
County of Orange, Community Facs. Dist. No. 2016-1 (Village of Esencia), Special Tax Bonds, Series 2016-A, 5.00% 2026	570	673
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2032	1,500	2,010
County of Orange, Water Dist. Rev. Certs. of Part. (Interim Obligations), Series 2019-A, 2.00% 2023	2,725	2,787
City of Oxnard, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2024	250	279
City of Oxnard, Water Rev. Ref. Bonds, Series 2018, BAM insured, 5.00% 2022	700	719
City of Oxnard, Water Rev. Ref. Bonds, Series 2018, BAM insured, 5.00% 2024	450	502
Oxnard Unified School Dist., G.O. Bonds, 2012 Election, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2037 (preref. 2022)	500	518
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	630	739
Paramount Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 1998 Election, Series 2001-B, Assured Guaranty Municipal insured, 0% 2025	3,000	2,907
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2026	250	298
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2027	200	244
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2028	285	355
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2029	400	507
Peralta Community College Dist., G.O. Rev. Ref. Bonds, Series 2014-A, 5.00% 2025	2,680	3,006
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 4.00% 2022	915	940
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2024	1,000	1,115
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2028	185	222
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2029	200	244
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2030	215	260
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2031	350	421
Pleasant Valley School Dist., G.O. Bonds, 2018 Election, Series A, 5.00% 2029	645	770
Pollution Control Fncg. Auth., Water Facs. Rev. Ref. Bonds (American Water Capital Corp. Project), Series 2020, 0.60% 2040 (put 2023)	3,270	3,266
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013, 4.00% 2022	440	454
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2022	850	881
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2022	500	520
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2023	885	961
Public Fin. Auth., Electric System Rev. Ref. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2023	730	791
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,115	1,156
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2029	1,000	1,250
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, Assured Guaranty Municipal insured, 5.00% 2023	500	542
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2028	450	507
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2029	500	571
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2031	520	605
Public Works Board, Lease Rev. Bonds (Dept. of Corrections, Various State Prisons), Series 2019-D, 5.00% 2028	1,000	1,266
Public Works Board, Lease Rev. Ref. Bonds (Dept. of Corrections, Various State Prisons), Series 2015-A, 5.00% 2023	790	849
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-C, 5.00% 2024	1,650	1,876
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2017-C, 5.00% 2026	4,060	4,823
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2028	5,005	6,164
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-D, 5.00% 2028	5,000	6,043
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2017-B, 5.00% 2028	1,415	1,750
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	600	673
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2028	300	335
City of Redding, Joint Powers Fin. Auth., Electric System Rev. Bonds, Series 2015-A, 5.00% 2024	15	17
Rialto Unified School Dist., G.O. Bonds, 2010 Election, Series 2019, 3.00% 2026	600	669
Rialto Unified School Dist., G.O. Bonds, 2010 Election, Series 2019, 3.00% 2027	750	847
City of Richmond, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2025	200	224
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2032	240	282
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2022	400	415

Private Client Services Funds	57

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Rio Hondo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-C, 0% 2033	$660	$534
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Bonds (Project Area No. 1, Desert Communities and Interstate 215 Corridor Projects), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2023	1,075	1,169
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Ref. Bonds (Hemet Project), Series 2014, BAM insured, 5.00% 2023	500	542
Riverside Community Properties Dev., Inc., Lease Rev. Bonds (Riverside County Law Building Project), Series 2013, 6.00% 2038 (preref. 2023)	2,585	2,876
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2025	350	399
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2026	400	457
Riverside Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2029	850	992
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2024	1,000	1,117
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 1997-K, AMBAC insured, 5.25% 2024	770	835
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-E, 5.00% 2027	1,015	1,247
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-E, 5.00% 2030	200	248
County of Sacramento, Sanitation Dist. Fin. Auth., Rev. Ref. Bonds, Series 2021, 5.00% 2032	500	694
Sacramento Unified School Dist., G.O. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,107
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2027	585	683
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2017-E, 5.00% 2027	555	677
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2028	610	723
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2029	635	762
Sacramento Unified School Dist., G.O. Rev. Ref. Bonds, Series 2012, 5.25% 2024	1,300	1,340
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	1,500	1,553
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2027	635	743
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2028	880	1,047
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2029	430	520
City of San Diego, Limited Obligation Rev. Bonds (Sanford Burnham Prebys Medical Discovery Institute Project), Series 2015-A, 5.00% 2022	200	209
City of San Diego, Public Facs. Fncg. Auth., Lease Rev. Bonds (Capital Improvement Projects), Series 2021-A, 5.00% 2030	200	263
City of San Diego, Public Facs. Fncg. Auth., Lease Rev. Bonds (Capital Improvement Projects), Series 2021-A, 5.00% 2031	150	197
City of San Diego, Public Facs. Fncg. Auth., Water Rev. Bonds, Series 2020-A, 5.00% 2029	500	648
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 2, Special Tax Bonds, Series 2020-A, 4.00% 2026	255	288
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	400	490
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2028	320	401
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2029	585	745
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2013-A, 5.00% 2023	245	264
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022	3,990	4,117
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, 5.00% 2028	1,000	1,252
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,000	1,274
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2031	1,405	1,817
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Bonds, Series 2021-B, 5.00% 2029	320	414
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Green Bonds, Series 2020-A, 5.00% 2028	850	1,073
County of San Diego, Water Auth. Rev. Ref. Bonds, Series 2013-A, 5.00% 2031 (preref. 2022)	900	944
County of San Diego, Water Auth. Rev. Ref. Green Bonds, Series 2021-A, 5.00% 2028	1,000	1,264
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2028	1,285	1,619
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2016-SR-1, 4.00% 2031	3,000	3,435
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2015-R-4, 5.00% 2026	1,000	1,166
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2015-R-4, 5.00% 2027	3,000	3,497
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-D-2, 5.00% 2024	1,000	1,114

58	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2021-B-2, 5.00% 2031	$2,780	$3,666
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2011-A, 5.00% 2029 (preref. 2021)	3,000	3,000
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Special Tax Rev. Ref. Bonds (San Francisco Redev. Projects), Series 2014-C, 5.00% 2022	305	316
City of San Francisco, Bay Area Rapid Transit Dist., G.O. Bonds, 2016 Election, Series 2020-C-1, 5.00% 2027	1,500	1,859
San Francisco Community College Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2023	2,510	2,701
San Francisco Community College Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,525	1,871
San Francisco Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, 4.00% 2022	1,000	1,024
San Francisco Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, 4.00% 2029	1,000	1,192
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2022	25	26
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2023	40	43
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2024	65	72
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2025	90	103
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2026	155	183
San Joaquin Hills Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1993, National insured, 0% 2022 (escrowed to maturity)	5,000	4,998
San Joaquin Hills Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1997-A, National insured, 0% 2025	285	278
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2029	500	633
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2030	250	322
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-B, 5.00% 2032	1,250	1,639
City of San Jose, Fin. Auth., Lease Rev. Ref. Bonds (Civic Center Project), Series 2013-A, 5.00% 2030 (preref. 2023)	1,625	1,747
City of San Jose, G.O. Bonds (Disaster Preparedness, Public Safety and Infrastructure), Series 2021-A, 5.00% 2030	2,250	2,993
San Jose Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2006-C, National insured, 0% 2025	795	776
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2022	500	518
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2023	375	406
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2024	500	565
San Ramon Valley Unified School Dist., G.O. Bonds, 2012 Election, Series 2018, 5.00% 2024	1,000	1,127
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2022	310	322
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	530	592
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2025	375	418
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Malibu Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2024	1,235	1,361
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Malibu Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2025	345	391
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Santa Monica Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2025	405	459
Santa Rosa High School Dist., G.O. Bonds, 2014 Election, Series 2021-E, BAM insured, 4.00% 2027	500	590
Santa Rosa High School Dist., G.O. Bonds, 2014 Election, Series 2021-E, BAM insured, 4.00% 2029	500	609
Saugus Union School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2006, FGIC-National insured, 0% 2024	1,210	1,187
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2024	500	558
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2025	1,110	1,275
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 4.00% 2027[2]	740	831
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 4.00% 2029[2]	805	894
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2031[2]	875	1,008
School Fin. Auth., School Fac. Rev. Bonds (Kipp LA Projects), Series 2017-A, 5.00% 2027[2]	600	719
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2014-A, 4.125% 2024	940	992
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2017-A, 5.00% 2024[2]	585	648
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2015-A, 3.625% 2025[2]	600	634
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2017-A, 5.00% 2026[2]	505	591
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2022[2]	200	206
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2023[2]	225	241
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2024[2]	130	144
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2024[2]	100	111

Private Client Services Funds	59

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2025[2]	$150	$171
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2025[2]	105	120
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2026[2]	110	129
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2026[2]	105	123
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2027[2]	220	264
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2027[2]	100	120
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2028[2]	100	122
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2029[2]	100	124
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2030[2]	100	126
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2023	150	155
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2024	145	150
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2025	365	378
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2026	150	155
City of Signal Hill, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2023	500	544
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2019-A, 3.00% 2024	4,065	4,259
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2021-B, 0.50% 2026	5,040	4,998
Solano Community College Dist., G.O. Bonds, 2015 Election, Series 2013-A, 4.375% 2047 (preref. 2023)	595	638
South Placer Wastewater Auth., Wastewater Rev. Ref. Bonds, Series 2020, 5.00% 2031	2,885	3,825
South Placer Wastewater Auth., Wastewater Rev. Ref. Bonds, Series 2020, 5.00% 2032	500	675
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2027	1,100	1,362
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2026	200	241
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2027	400	495
Stanislaus Union School Dist., G.O. Rev. Ref. Bonds, Series 2019, BAM insured, 5.00% 2025	500	582
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Harriet Tubman Terrace Apartments), Series 2021-Q, 0.24% 2024 (put 2023)	7,000	6,990
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	5,000	4,998
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2025	750	862
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2028	2,085	2,447
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2034	975	1,184
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2023	1,110	1,203
Statewide Communities Dev. Auth., Rev. Bonds (Cottage Health System Obligated Group), Series 2015, 5.00% 2043 (preref. 2024)	5,000	5,694
Statewide Communities Dev. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2014, Assured Guaranty Municipal insured, 5.00% 2022	750	782
Statewide Communities Dev. Auth., Rev. Bonds (Jewish Home of San Francisco), Series 2016, 5.00% 2026	575	693
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	310	311
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Episcopal Communities and Services), Series 2012, 5.00% 2024	300	307
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Huntington Memorial Hospital), Series 2014-B, 5.00% 2026	200	224
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2023	500	526
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2024	390	427
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Rady Children’s Hospital), Series 2016-B, 5.00% 2028	860	1,081
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B CHF-Irvine, LLC), Series 2021, BAM insured, 5.00% 2031	3,000	3,958
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B CHF-Irvine, LLC), Series 2021, BAM insured, 5.00% 2032	3,500	4,588
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2022	1,000	1,026
Stockton Unified School Dist., G.O. Bonds, 2012 Election, Series 2018-C, BAM insured, 5.00% 2030	2,145	2,681
City of Suisun, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2022	400	417

60	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Sweetwater Union High School Dist., G.O. Bonds, 2006 Election, Series 2006, 4.00% 2026	$515	$573
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2025	1,715	1,918
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2026	6,000	6,691
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-A-1, 5.00% 2024	1,250	1,391
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2025	1,000	1,151
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	545	628
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2027	600	737
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2028	700	879
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2029	660	845
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2030	300	386
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2024	860	973
Tustin Unified School Dist., Community Facs. Dist. No. 88-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2022	830	862
Twin Rivers Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2024	400	447
Ukiah Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006, National insured, 0% 2022	175	174
Ukiah Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006, MBIA insured, 0% 2023	1,500	1,486
Union City, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-A, 5.00% 2023	375	409
Regents of the University of California, G.O. Rev. Bonds, Series 2013-AK, 5.00% 2048 (put 2023)	2,000	2,146
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2031	1,150	1,511
Val Verde Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2023	600	637
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045	1,055	1,111
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2019-A, 4.00% 2049	2,810	3,060
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2020-A, 3.00% 2050	4,975	5,339
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2017-CQ, 4.00% 2047	1,380	1,481
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2018-CR, 4.00% 2048	4,770	5,164
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	2,675	2,908
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	4,980	5,345
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2016-CN, 3.50% 2045	680	710
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2024	730	801
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2026	270	311
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 5.00% 2022	340	353
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 4.00% 2025	400	451
West Basin Municipal Water Dist., Rev. Ref. Bonds, Series 2021-A, 5.00% 2030	1,065	1,408
West Basin Municipal Water Dist., Rev. Ref. Bonds, Series 2021-A, 5.00% 2031	745	1,006
West Contra Costa Unified School Dist., G.O. Bonds, 2010 Election, Series 2020-F, Assured Guaranty Municipal insured, 4.00% 2028	600	715
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2030	900	1,098
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, 2005 Election, Series 2008-B, 6.00% 2027	3,000	3,846
West Kern Community College Dist., G.O. Rev. Ref. Bonds, Series 2019, BAM insured, 4.00% 2032	2,700	3,217
Westminster School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-A-1, Assured Guaranty insured, 0% 2023	1,000	994
Whittier City School Dist., G.O. Rev. Ref. Bonds, Series 2016, 4.00% 2030	825	941
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2029	215	258

Private Client Services Funds	61

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2030	$235	$280
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2031	260	309
Yosemite Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-D, 0% 2031	500	428
		559,873

Missouri 0.02%
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-A, 3.75% 2038	95	101

Texas 0.08%
County of Tarrant, Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Christus Health), Series 2018-A, 5.00% 2024	500	558

United States 0.49%
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class ACA, 3.35% 2033	2,911	3,242

Total bonds, notes & other debt instruments (cost: $553,137,000)		563,774

Short-term securities 13.64%
Municipals 13.64%
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.02% 2035[1]	15,765	15,765
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-B, 0.02% 2035[1]	4,000	4,000
State of California, Irvine Ranch Water Dist. Nos. 105, 140, 240 and 250, Consolidated G.O. Bonds, Series 1993, 0.01% 2033[1]	5,700	5,700
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	2,000	1,990
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-2, 0.01% 2035[1]	7,500	7,500
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-1, 0.01% 2035[1]	2,500	2,500
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-A-1, 0.02% 2050[1]	8,500	8,500
State of California, City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.01% 2049[1]	5,200	5,200
State of California, County of Los Angeles, Schools Pooled Fncg. Program, Certs. of Parts., Series 2021-B, 2.00% 12/30/2021	6,000	6,018
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.02% 2037[1]	3,605	3,605
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.02% 2037[1]	750	750
State of California, Municipal Fin. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2005, 0.02% 2025[1]	3,000	3,000
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	5,000	5,063
State of California, Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2002, 0.02% 2024[1]	2,435	2,435
State of California, City of Stockton, Public Fncg. Auth., Wastewater Bond Anticipation Notes, Series 2019, 1.40% 6/1/2022	4,525	4,527
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-4, 0.01% 2048[1]	11,295	11,295
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-1, 0.02% 2032[1]	2,755	2,755

Total short-term securities (cost: $90,579,000)		90,603
Total investment securities 98.53% (cost: $643,716,000)		654,377
Other assets less liabilities 1.47%		9,753

Net assets 100.00%		$664,130

62	Private Client Services Funds

Capital Group California Core Municipal Fund

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[3]	Value at 10/31/2021 (000)	[4]	Unrealized appreciation at 10/31/2021 (000)
10 Year U.S. Treasury Note Futures	Short	63	December 2021	$(6,300)		$(8,234)		$94

[1]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[2]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $7,326,000, which represented 1.10% of the net assets of the fund.
[3]	Notional amount is calculated based on the number of contracts and notional contract size.
[4]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

Private Client Services Funds	63

Capital Group California Short-Term Municipal Fund

Investment portfolio October 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 85.57%	Principal amount (000)	Value (000)
California 85.57%
City of Alhambra, Rev. Ref. Bonds (Atherton Baptist Homes Project), Series 2016, 5.00% 2023	$450	$474
Alvord Unified School Dist., G.O. Rev. Ref. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2022	500	518
City of Anaheim, Housing and Public Improvements Auth., Rev. Bonds (Electric Utility Distribution System Improvements), Series 2020-A, 5.00% 2022	230	240
City of Anaheim, Housing and Public Improvements Auth., Rev. Bonds (Electric Utility Distribution System Improvements), Series 2020-A, 5.00% 2023	200	218
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Sharp HealthCare), Series 2012-A, 5.00% 2023 (preref. 2022)	1,640	1,660
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2043 (preref. 2023)	1,525	1,629
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-A, 2.00% 2056 (put 2028)	1,000	1,055
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2017-S-7, 5.00% 2024	1,000	1,112
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2012-F-1, 5.00% 2031 (preref. 2022)	1,365	1,392
City of Beaumont, Wastewater Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2022	225	234
City of Burbank, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015, BAM insured, 5.00% 2022	500	526
Burlingame Elementary School Dist., G.O. Bonds, 2020 Election, Series A, 3.00% 2022	600	613
Trustees of the California State University, Systemwide Rev. Bonds, Series 2018-A, 5.00% 2023	1,045	1,144
Trustees of the California State University, Systemwide Rev. Bonds, Series 2013-A, 5.00% 2023	400	438
Trustees of the California State University, Systemwide Rev. Bonds, Series 2020-A, 5.00% 2024	800	911
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-3, 4.00% 2051 (put 2023)	1,650	1,740
Chino Basin Regional Fin. Auth., Rev. Notes (Inland Empire Utilities Interim Fncg.), Series 2020-B, 4.00% 2025	1,500	1,695
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, Series 2006-B, Assured Guaranty insured, 0% 2026	1,205	1,157
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 4.00% 2022	1,350	1,379
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2025	125	144
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2027	500	609
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2024	400	435
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2025	410	456
East Side Union High School Dist., G.O. Rev. Ref. Bonds, Series 2020, BAM insured, 5.00% 2025	845	990
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2023	255	271
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2025	275	304
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2026	285	319
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 5.00% 2024	225	253
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	300	361
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2021-A, 5.00% 2025	425	490
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	845	879

64	Private Client Services Funds

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Fowler Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 4.00% 2024	$745	$817
County of Fresno, Central Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, 4.00% 2024	395	435
Fresno Joint Powers Fin. Auth., Rev. Ref. Bonds (Master Lease Projects), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2022	1,350	1,375
G.O. Bonds, Series 2021, 5.00% 2027	1,475	1,829
G.O. Bonds, Series 2013-E, (SIFMA Municipal Swap Index + 0.43%) 0.48% 2029 (put 2023)[1]	500	501
Glendale Community College Dist., G.O. Rev. Ref. Bonds, 2016 Election, Series 2020-B, 4.00% 2023	500	533
Glendale Unified School Dist., G.O. Bonds, 2011 Election, Series 2020-E, 4.00% 2024	475	524
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2017A-1, 5.00% 2022	1,500	1,539
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022 (escrowed to maturity)	1,000	1,028
Health Facs. Fncg. Auth., Rev. Bonds (Adventist Health System/West), Series 2013-A, 5.00% 2024	410	436
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2025	400	466
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	1,000	1,048
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 5.00% 2022	300	313
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-B-3, 2.00% 2036 (put 2025)	1,000	1,057
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-B-2, 4.00% 2036 (put 2024)	110	122
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	1,475	1,610
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2022 (escrowed to maturity)	200	210
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2023	1,275	1,396
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2025	400	470
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2026 (preref. 2025)	275	325
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2046 (preref. 2025)	250	296
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	1,150	1,205
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Adventist Health System/West), Series 2016-A, 4.00% 2022	300	304
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2024	680	737
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-D, 1.70% 2033 (put 2022)	750	761
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-C, 5.00% 2034 (put 2022)	1,200	1,255
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Hospital and Clinics), Series 2008-A-3, 5.50% 2040 (preref. 2021)	1,500	1,503
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2026	700	847
Hemet Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 4.00% 2024	500	549
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2022	265	272
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Segerstrom Center for the Arts), Series 2016-B, 5.00% 2023	1,000	1,075
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (The Broad), Series 2021-A, 5.00% 2026	585	702
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2024	965	1,093
County of Kern, Water Agcy., Improvement Dist. No. 4, Water Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2023	800	857
Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bonds, 2016 Election, Series 2020-C, 4.00% 2026	645	745
Kings Canyon Joint Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2022	470	487
La Canada Unified School Dist., G.O. Bonds, 2017 Election, Series 2020-B, 4.00% 2022	270	278
La Canada Unified School Dist., G.O. Bonds, 2017 Election, Series 2020-B, 4.00% 2023	260	277
La Canada Unified School Dist., G.O. Bonds, 2017 Election, Series 2020-B, 4.00% 2024	425	468
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2026	195	224
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2027	210	245
Los Altos Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, Series 1997-C, National insured, 0% 2022	460	460
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022	1,000	1,019
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2013-A, 5.00% 2022	590	609
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2014-D, 4.00% 2023	500	531
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2019-B, 5.00% 2023	1,000	1,079
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2014-B, 5.00% 2023	825	891
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2016-B, 5.00% 2024	800	900
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-A, 5.00% 2025	500	583
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-A, 5.00% 2026	300	361
City of Los Angeles, Solid Waste Resources Rev. Bonds, Series 2013-A, 2.00% 2023	500	511

Private Client Services Funds	65

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	$1,000	$1,122
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2025	1,500	1,745
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2026	400	481
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 5.00% 2025	750	873
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2025	1,000	1,164
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014-A, 5.00% 2022	250	258
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	685	739
Mammoth Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 1998 Election, Series 2000, AMBAC insured, 0% 2023	1,000	991
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 4.00% 2022	250	256
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2026	755	852
Merced City School Dist., G.O. Bonds, Capital Appreciation Bonds, 2003 Election, Series 2005, MBIA insured, 0% 2023	1,065	1,056
Modesto Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2016, 5.00% 2023	160	174
Modesto Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2021, 5.00% 2026	635	763
Mountain View Whisman School Dist., G.O. Bonds, 2012 Election, Series 2016-B, 5.00% 2025	610	716
Municipal Fin. Auth., Solid Waste Rev. Ref. Bonds (Republic Services, Inc. Project), Capital Appreciation Bonds, Series 2010, Assured Guaranty Municipal insured, 0% 2023	260	258
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2025	400	459
Napa Valley Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013, 5.00% 2024 (preref. 2023)	250	271
New Haven Unified School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2012, Assured Guaranty Municipal insured, 0% 2023	965	956
Newport Mesa Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2007, National insured, 0% 2022	1,000	999
Northern California Energy Auth., Commodity Supply Rev. Bonds, Series 2018, 4.00% 2049 (put 2024)	1,000	1,084
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,000	1,035
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2026	1,750	2,082
County of Orange, Transportation Auth., Bond Anticipation Notes (I-405 Improvement Project), Series 2021, 5.00% 2024	1,185	1,345
County of Orange, Water Dist. Rev. Ref. Bonds, Series 2019-C, 5.00% 2024	500	565
Pasadena Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, 5.00% 2024	655	739
Peralta Community College Dist., G.O. Bonds, 2006 Election, Series 2020-E-1, 5.00% 2025	1,000	1,166
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2024	990	1,105
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2024	240	265
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2025	400	453
Pittsburg Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2010 Election, Series 2012-C, 0% 2047 (preref. 2022)	200	47
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2026	440	479
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2014-E, 5.00% 2022	500	520
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2011-A, 5.00% 2027	1,025	1,026
Public Works Board, Lease Rev. Ref. Bonds (Dept. of State Hospitals), Series 2016-E, 5.00% 2025	1,000	1,072
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2020-E, 5.00% 2024	1,000	1,137
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-C, 5.00% 2024	505	574
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2017-B, 5.00% 2024	330	374
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2025	1,330	1,517
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-C, 5.00% 2027	250	302
Public Works Board, Lease Rev. Ref. Bonds (Various State Office Buildings), Series 2015-F, 5.00% 2024	150	167
Ravenswood City School Dist., G.O. Bonds, 2016 Election, Series 2016, 5.00% 2023	445	482
City of Redding, Electric System Rev. Ref. Bonds, Series 2018, 5.00% 2022	725	745
City of Richmond, Wastewater Rev. Ref. Bonds, Series 2019-B, 5.00% 2023	940	1,019
County of Riverside, Infrastructure Fncg. Auth., Lease Rev. Ref. Bonds, Series 2015-A, 5.00% 2021	850	850
County of Riverside, Infrastructure Fncg. Auth., Lease Rev. Ref. Bonds, Series 2015-A, 5.00% 2021 (escrowed to maturity)	150	150
Riverside Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2024	125	138
Robla School Dist., G.O. Bonds, 2018 Election, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2022	740	761
City of Roseville, Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2016, 4.00% 2022	620	639

66	Private Client Services Funds

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 1997-K, AMBAC insured, 5.25% 2024	$115	$125
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2023	450	478
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2024	520	569
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2026	490	564
City of San Diego, Public Facs. Fncg. Auth., Lease Rev. Bonds (Capital Improvement Projects), Series 2021-A, 5.00% 2027	255	316
City of San Diego, Public Fin. Auth., Water Rev. Bonds, Series 2020-A, 5.00% 2022	335	347
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	500	539
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2024	500	561
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022	1,000	1,032
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Bonds, Series 2021-B, 5.00% 2026	140	167
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-A, 5.00% 2025	1,000	1,160
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-D-2, 5.00% 2024	2,000	2,229
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2009-D-2, 4.00% 2023 (escrowed to maturity)	400	422
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2016-A-2, 5.00% 2024	400	446
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2019-D-2, 5.00% 2026	500	596
City and County of San Francisco, G.O. Bonds (Earthquake Safety and Emergency Response), Series 2021-E-1, 5.00% 2025	815	949
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2011-A, 5.00% 2029 (preref. 2021)	1,000	1,000
City and County of San Francisco, Public Utilities Commission, Wastewater Rev. Green Bonds, Series 2018-C, 2.125% 2048 (put 2023)	1,000	1,026
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Special Tax Rev. Ref. Bonds (San Francisco Redev. Projects), Series 2014-C, 5.00% 2022	250	259
San Francisco Community College Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2024	865	968
San Gabriel Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2012-B, 0% 2023	200	198
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2026	440	522
City of San Jose, Fin. Auth., Lease Rev. Ref. Bonds (Civic Center Project), Series 2013-A, 5.00% 2030 (preref. 2023)	2,000	2,150
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2022	155	161
Santa Monica-Malibu Unified School Dist., Certs. of Part., Capital Appreciation Notes, Series 2001-C, National insured, 0% 2022	100	100
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Santa Monica Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2024	485	535
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Santa Monica Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2025	335	380
Santa Rosa High School Dist., G.O. Bonds, 2014 Election, Series 2021-E, BAM insured, 4.00% 2025	1,050	1,187
Semitropic Water Storage Dist., Water Banking Rev. Ref. Bonds, Series 2012-A, 5.00% 2035 (preref. 2022)	1,325	1,393
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2019-A, 3.00% 2024	2,500	2,620
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2021-B, 0.50% 2026	2,025	2,008
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2025	1,000	1,166
Southern California Public Power Auth., Rev. Ref. Bonds (Milford Wind Corridor Phase I Project), Series 2019-1, 5.00% 2022	200	206
Southern California Public Power Auth., Rev. Ref. Green Bonds (Linden Wind Energy Project), Series 2020-A, 5.00% 2024	550	606
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	520	585
Southwestern Community College Dist., G.O. Rev. Ref. Bonds (2019 Crossover), Series 2016-B, 4.00% 2022	310	319
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 4.00% 2022	265	274
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 4.00% 2021	150	150
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 4.00% 2023	250	268
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 4.00% 2023	660	708
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Harriet Tubman Terrace Apartments), Series 2021-Q, 0.24% 2024 (put 2023)	2,000	1,997

Private Client Services Funds	67

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	$1,000	$1,000
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018, 5.00% 2022	150	152
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2023	135	144
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2024	200	222
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2025	415	477
Statewide Communities Dev. Auth., Rev. Bonds (Cottage Health System Obligated Group), Series 2015, 5.00% 2043 (preref. 2024)	1,500	1,708
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2018, 5.00% 2022	700	722
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2018, 5.00% 2026	325	387
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	155	155
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B CHF-Irvine, LLC), Series 2021, BAM insured, 5.00% 2029	1,865	2,379
City of Stockton, Public Fncg. Auth., Water Rev. Ref. Green Bonds, Series 2018-A, BAM insured, 5.00% 2022	1,210	1,260
Torrance Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-B-1, 0% 2023	250	248
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2022	450	465
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2025	500	583
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2026	550	659
Twin Rivers Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2027	225	269
Ukiah Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006, MBIA insured, 0% 2023	440	436
Regents of the University of California, G.O. Rev. Bonds, Series 2013-AK, 5.00% 2048 (put 2023)	1,000	1,073
Regents of the University of California, Limited Project Rev. Bonds, Series 2012-G, 5.00% 2022	150	154
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	2,500	2,930
Val Verde Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2023	450	478
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045	465	490
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2019-A, 4.00% 2049	1,310	1,427
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2020-A, 3.00% 2050	995	1,068
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2017-CQ, 4.00% 2047	655	703
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2018-CR, 4.00% 2048	1,195	1,294
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	1,990	2,136
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2016-CN, 3.50% 2045	680	710
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2021-BD, 5.00% 2025	1,000	1,183
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2024	300	329
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2026	640	737
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2024	250	281
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2022	100	104
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2022	120	124
Whittier Union High School Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2022	300	311
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, 4.00% 2026	160	184
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2027	180	210
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2028	200	237

Total bonds, notes & other debt instruments (cost: $154,232,000)		155,490

Short-term securities 15.60%
Municipals 15.60%
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.02% 2035[1]	8,700	8,700
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.01% 2034[1]	1,300	1,300
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-A-1, 0.02% 2050[1]	4,000	4,000

68	Private Client Services Funds

Capital Group California Short-Term Municipal Fund

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.02% 2037[1]	$3,500	$3,500
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.02% 2042[1]	1,350	1,350
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-4, 0.01% 2048[1]	3,600	3,600
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-1, 0.02% 2048[1]	1,000	1,000
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-2, 0.01% 2032[1]	3,000	3,000
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-1, 0.02% 2032[1]	1,900	1,900

Total short-term securities (cost: $28,351,000)		28,350

Total investment securities 101.17% (cost: $182,583,000)		183,840
Other assets less liabilities (1.17%)		(2,121)

Net assets 100.00%		$181,719

[1]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

Private Client Services Funds	69

Capital Group Core Bond Fund

Investment portfolio October 31, 2021

Portfolio by type of security	Percent of net assets

Portfolio quality summary*	Percent of net assets
U.S. Treasury and agency†	42.25%
AAA/Aaa	20.93
AA/Aa	9.15
A/A	14.63
BBB/Baa	8.72
Short-term securities & other assets less liabilities	4.32

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.
†	These securities are guaranteed by the full faith and credit of the U.S. government.

Bonds, notes & other debt instruments 95.68%	Principal amount (000)		Value (000)
U.S. Treasury bonds & notes 39.51%
U.S. Treasury 30.40%
U.S. Treasury 1.875% 2021	$500		$501
U.S. Treasury 2.125% 2021	1,000		1,003
U.S. Treasury 0.125% 2022	27,000		27,008
U.S. Treasury 1.50% 2022	1,920		1,943
U.S. Treasury 1.75% 2022	—	[1]	—	[1]
U.S. Treasury 1.875% 2022	3,745		3,784
U.S. Treasury 2.125% 2022	3,000		3,041
U.S. Treasury 0.125% 2023	10,000		9,986
U.S. Treasury 0.125% 2023	2,000		1,983
U.S. Treasury 0.25% 2023	2,610		2,605
U.S. Treasury 0.25% 2023	437		435
U.S. Treasury 1.25% 2023	1,000		1,015
U.S. Treasury 1.375% 2023[2]	1,275		1,296
U.S. Treasury 1.375% 2023	1,000		1,017
U.S. Treasury 1.75% 2023	1,000		1,022
U.S. Treasury 2.00% 2023	2,000		2,045
U.S. Treasury 2.125% 2023	3,415		3,528
U.S. Treasury 2.25% 2023	500		518
U.S. Treasury 2.50% 2023	1,050		1,089
U.S. Treasury 2.75% 2023	4,542		4,706
U.S. Treasury 2.75% 2023	2,250		2,353
U.S. Treasury 0.375% 2024	22,000		21,790
U.S. Treasury 1.75% 2024	4,000		4,117
U.S. Treasury 2.00% 2024	3,288		3,405
U.S. Treasury 2.00% 2024	2,480		2,566
U.S. Treasury 2.125% 2024	5,000		5,202
U.S. Treasury 2.125% 2024[2]	3,500		3,627
U.S. Treasury 2.25% 2024[2]	3,713		3,863
U.S. Treasury 2.25% 2024	1,820		1,889

70	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
U.S. Treasury bonds & notes (continued)
U.S. Treasury (continued)
U.S. Treasury 2.75% 2024	$2,500	$2,624
U.S. Treasury 0.50% 2025	4,452	4,398
U.S. Treasury 1.375% 2025	8,128	8,276
U.S. Treasury 2.00% 2025	2,000	2,077
U.S. Treasury 2.625% 2025	6,600	7,028
U.S. Treasury 7.625% 2025[2]	750	917
U.S. Treasury 0.50% 2026	3,500	3,414
U.S. Treasury 0.75% 2026	1,150	1,132
U.S. Treasury 0.75% 2026	32	31
U.S. Treasury 0.875% 2026	7,428	7,327
U.S. Treasury 1.625% 2026	3,000	3,070
U.S. Treasury 1.75% 2026[2]	12,140	12,485
U.S. Treasury 1.125% 2027	477	475
U.S. Treasury 2.25% 2027	8,420	8,860
U.S. Treasury 2.25% 2027	2,200	2,316
U.S. Treasury 2.625% 2029	5,660	6,121
U.S. Treasury 1.25% 2031	6,971	6,777
		194,665

U.S. Treasury inflation-protected securities 9.11%
U.S. Treasury Inflation-Protected Security 0.125% 2022[3]	12,151	12,387
U.S. Treasury Inflation-Protected Security 0.125% 2025[3]	10,746	11,590
U.S. Treasury Inflation-Protected Security 0.125% 2026[3]	14,301	15,582
U.S. Treasury Inflation-Protected Security 0.875% 2029[3]	4,958	5,763
U.S. Treasury Inflation-Protected Security 0.125% 2030[2,3]	11,775	13,053
		58,375

Total U.S. Treasury bonds & notes		253,040

Corporate bonds, notes & loans 27.60%
Financials 7.13%
ACE INA Holdings, Inc. 2.875% 2022	150	153
ACE INA Holdings, Inc. 3.35% 2026	45	49
ACE INA Holdings, Inc. 4.35% 2045	50	64
AerCap Ireland Capital, Ltd. / AerCap Global Aviation Trust 2.45% 2026	1,637	1,653
AerCap Ireland Capital, Ltd. / AerCap Global Aviation Trust 3.00% 2028	1,190	1,207
Allstate Corp. 0.75% 2025	637	624
Allstate Corp. 3.28% 2026	175	189
American International Group, Inc. 2.50% 2025	2,000	2,078
American International Group, Inc. 3.40% 2030	1,021	1,107
Bank of America Corp. 1.197% 2026 (USD-SOFR + 1.01% on 10/24/2025)[4]	1,108	1,090
Bank of America Corp. 1.734% 2027 (USD-SOFR + 0.96% on 7/22/2026)[4]	1,740	1,729
Bank of America Corp. 1.922% 2031 (USD-SOFR + 1.37% on 10/24/2030)[4]	1,385	1,322
Bank of America Corp. 2.687% 2032 (USD-SOFR + 1.32% on 4/22/2031)[4]	748	758
BNP Paribas 2.159% 2029 (USD-SOFR + 1.218% on 9/15/2028)[4,5]	475	467
Citigroup, Inc. 4.45% 2027	400	450
Citigroup, Inc. 2.572% 2031 (USD-SOFR + 2.107% on 6/3/2030)[4]	1,283	1,294
Citigroup, Inc. 2.666% 2031 (USD-SOFR + 1.146% on 1/29/2030)[4]	502	511
Credit Suisse Group AG 3.80% 2023	500	524
GE Capital Funding, LLC 3.45% 2025	1,000	1,070
Goldman Sachs Group, Inc. 0.925% 2024 (USD-SOFR + 0.50% on 10/21/2023)[4]	1,545	1,544
Goldman Sachs Group, Inc. 3.272% 2025 (3-month USD-LIBOR + 1.201% on 9/29/2024)[4]	1,385	1,462
Goldman Sachs Group, Inc. 0.855% 2026 (USD-SOFR + 0.609% on 2/12/2025)[4]	400	393
Goldman Sachs Group, Inc. 1.093% 2026 (USD-SOFR + 0.789% on 12/9/2025)[4]	750	732
Goldman Sachs Group, Inc. 1.948% 2027 (USD-SOFR + 0.913% on 10/21/2026)[4]	679	680
Goldman Sachs Group, Inc. 3.814% 2029 (3-month USD-LIBOR + 1.158% on 4/23/2028)[4]	725	795
Goldman Sachs Group, Inc. 1.992% 2032 (USD-SOFR + 1.09% on 1/27/2031)[4]	708	679
Goldman Sachs Group, Inc. 4.017% 2038 (3-month USD-LIBOR + 1.373% on 10/31/2037)[4]	175	201

Private Client Services Funds	71

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Corporate bonds, notes & loans (continued)
Financials (continued)
JPMorgan Chase & Co. 3.559% 2024 (3-month USD-LIBOR + 0.73% on 4/23/2023)[4]	$1,125	$1,171
JPMorgan Chase & Co. 2.301% 2025 (USD-SOFR + 1.16% on 10/15/2024)[4]	1,165	1,201
JPMorgan Chase & Co. 1.045% 2026 (USD-SOFR + 0.80% on 11/19/2025)[4]	1,500	1,464
JPMorgan Chase & Co. 2.58% 2032 (USD-SOFR + 1.25% on 4/22/2031)[4]	232	234
Lloyds Banking Group PLC 4.375% 2028	200	226
Marsh & McLennan Companies, Inc. 3.875% 2024	495	529
Marsh & McLennan Companies, Inc. 2.25% 2030	715	715
Metropolitan Life Global Funding I 0.95% 2025[5]	757	748
Morgan Stanley 1.164% 2025 (USD-SOFR + 0.56% on 10/21/2024)[4]	995	991
Morgan Stanley 2.72% 2025 (USD-SOFR + 1.152% on 7/22/2024)[4]	1,640	1,703
Morgan Stanley 0.985% 2026 (USD-SOFR + 0.72% on 12/10/2025)[4]	1,386	1,346
Morgan Stanley 1.593% 2027 (USD-SOFR + 0.879% on 5/4/2026)[4]	954	945
Morgan Stanley 2.699% 2031 (USD-SOFR + 1.143% on 1/22/2030)[4]	461	471
National Securities Clearing Corp. 0.40% 2023[5]	3,000	2,986
New York Life Global Funding 2.25% 2022[5]	305	310
New York Life Global Funding 0.90% 2024[5]	2,000	1,998
Northwestern Mutual Global Funding 0.80% 2026[5]	1,778	1,732
Toronto-Dominion Bank 0.45% 2023	1,353	1,350
Toronto-Dominion Bank 1.25% 2026	1,005	987
Wells Fargo & Company 2.572% 2031 (3-month USD-LIBOR + 1.00% on 2/11/2030)[4]	1,715	1,736
		45,668

Consumer discretionary 4.70%
Amazon.com, Inc. 0.25% 2023	1,175	1,173
Amazon.com, Inc. 0.45% 2024	1,175	1,166
Amazon.com, Inc. 0.80% 2025	1,544	1,529
Amazon.com, Inc. 1.20% 2027	1,287	1,267
Amazon.com, Inc. 1.65% 2028	1,175	1,172
Amazon.com, Inc. 2.10% 2031	1,175	1,186
American Honda Finance Corp. 0.75% 2024	2,145	2,132
American Honda Finance Corp. 1.30% 2026	1,535	1,524
American Honda Finance Corp. 2.30% 2026	80	83
American Honda Finance Corp. 3.50% 2028	325	359
Bayerische Motoren Werke AG 0.75% 2024[5]	1,250	1,244
Bayerische Motoren Werke AG 0.80% 2024[5]	1,225	1,221
Bayerische Motoren Werke AG 1.25% 2026[5]	1,000	990
General Motors Company 4.20% 2027	1,020	1,116
Home Depot, Inc. 3.25% 2022	350	353
Home Depot, Inc. 1.50% 2028	1,840	1,808
Hyundai Capital America 0.80% 2023[5]	1,200	1,200
Hyundai Capital America 1.80% 2025[5]	481	482
Hyundai Capital America 2.375% 2027[5]	387	389
Hyundai Capital America 2.10% 2028[5]	350	342
McDonald’s Corp. 3.70% 2026	135	147
McDonald’s Corp. 3.50% 2027	185	202
NIKE, Inc. 2.375% 2026	615	645
Stellantis Finance US, Inc. 1.711% 2027[5]	1,365	1,344
Stellantis Finance US, Inc. 2.691% 2031[5]	900	887
Toyota Motor Credit Corp. 0.625% 2024	2,145	2,128
Toyota Motor Credit Corp. 3.00% 2025	1,240	1,313
Toyota Motor Credit Corp. 0.80% 2026	890	874
Toyota Motor Credit Corp. 1.125% 2026	1,840	1,815
		30,091

Industrials 2.34%
Avolon Holdings Funding, Ltd. 3.625% 2022[5]	587	594
Avolon Holdings Funding, Ltd. 3.95% 2024[5]	743	784
Avolon Holdings Funding, Ltd. 4.375% 2026[5]	925	999
Boeing Company 5.04% 2027	1,021	1,160
Boeing Company 3.25% 2028	1,095	1,147

72	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Corporate bonds, notes & loans (continued)
Industrials (continued)
Emerson Electric Co. 1.80% 2027	$383	$386
General Dynamics Corp. 1.15% 2026	1,000	998
General Electric Co. 3.45% 2027	1,000	1,091
Honeywell International, Inc. 2.15% 2022	1,160	1,175
Honeywell International, Inc. 2.30% 2024	878	912
Masco Corp. 1.50% 2028	782	754
Raytheon Technologies Corp. 3.20% 2024	275	289
Siemens AG 0.40% 2023[5]	1,140	1,140
Siemens AG 0.65% 2024[5]	1,425	1,420
Siemens AG 1.20% 2026[5]	808	800
Union Pacific Corp. 3.75% 2025	230	250
Union Pacific Corp. 2.15% 2027	793	816
United Technologies Corp. 3.65% 2023	27	28
Vinci SA 3.75% 2029[5]	200	222
		14,965

Utilities 2.02%
Ameren Corp. 2.50% 2024	373	388
Connecticut Light and Power Co. 3.20% 2027	1,025	1,107
Duke Energy Progress, LLC 3.375% 2023	786	824
Duke Energy Progress, LLC 3.70% 2028	200	222
Entergy Louisiana, LLC 0.95% 2024	1,860	1,852
Eversource Energy 2.75% 2022	750	755
FirstEnergy Transmission LLC 2.866% 2028[5]	425	438
Florida Power & Light Company 2.85% 2025	225	237
NextEra Energy Capital Holdings, Inc. 2.25% 2030	1,276	1,276
Pacific Gas and Electric Co. 3.45% 2025	150	156
Pacific Gas and Electric Co. 3.75% 2028	150	157
Pacific Gas and Electric Co. 2.50% 2031	175	167
Pacific Gas and Electric Co. 3.30% 2040	50	47
Southern California Edison Co. 0.975% 2024	925	921
Southern California Edison Co. 3.70% 2025	1,000	1,081
Southern California Edison Co. 2.85% 2029	1,000	1,032
Tampa Electric Co. 2.60% 2022	350	355
Virginia Electric and Power Co. 3.10% 2025	1,040	1,099
Xcel Energy, Inc. 3.35% 2026	749	803
		12,917

Information technology 2.00%
Adobe, Inc. 1.90% 2025	647	663
Analog Devices, Inc. 1.70% 2028	418	416
Apple, Inc. 0.70% 2026	1,135	1,113
Apple, Inc. 1.20% 2028	1,418	1,375
Apple, Inc. 1.25% 2030	1,470	1,389
Broadcom Corp. / Broadcom Cayman Finance, Ltd. 3.875% 2027	185	201
Broadcom, Inc. 1.95% 2028[5]	123	121
Broadcom, Ltd. 3.625% 2024	270	284
Fidelity National Information Services, Inc. 1.15% 2026	1,283	1,258
Fidelity National Information Services, Inc. 1.65% 2028	129	126
Fiserv, Inc. 3.20% 2026	670	713
Fiserv, Inc. 2.25% 2027	777	790
Fortinet, Inc. 1.00% 2026	696	678
Intuit, Inc. 0.95% 2025	255	252
Intuit, Inc. 1.35% 2027	235	230
Microsoft Corp. 2.40% 2026	1,951	2,048
Oracle Corp. 2.30% 2028	668	678
PayPal Holdings, Inc. 1.65% 2025	481	488
		12,823

Private Client Services Funds	73

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Corporate bonds, notes & loans (continued)
Communication services 1.95%
Alphabet, Inc. 0.80% 2027	$490	$470
Alphabet, Inc. 1.10% 2030	1,605	1,507
Alphabet, Inc. 2.05% 2050	440	396
AT&T, Inc. 2.30% 2027	996	1,019
AT&T, Inc. 1.65% 2028	1,065	1,039
CCO Holdings LLC and CCO Holdings Capital Corp. 4.908% 2025	165	183
CCO Holdings LLC and CCO Holdings Capital Corp. 2.80% 2031	502	500
Comcast Corp. 3.95% 2025	539	592
Comcast Corp. 1.95% 2031	704	687
SBA Tower Trust 1.631% 2026[5]	983	971
T-Mobile US, Inc. 3.75% 2027	1,119	1,215
Verizon Communications, Inc. 3.00% 2027	450	477
Verizon Communications, Inc. 2.10% 2028	1,250	1,254
Verizon Communications, Inc. 2.355% 2032[5]	2,210	2,179
		12,489

Consumer staples 1.94%
7-Eleven, Inc. 0.95% 2026[5]	250	243
7-Eleven, Inc. 1.30% 2028[5]	175	167
Altria Group, Inc. 2.35% 2025	156	161
Altria Group, Inc. 4.40% 2026	117	130
Altria Group, Inc. 3.40% 2030	89	93
British American Tobacco PLC 3.462% 2029	1,850	1,938
Coca-Cola Company 1.00% 2028	1,625	1,556
Constellation Brands, Inc. 3.20% 2023	386	398
Constellation Brands, Inc. 2.875% 2030	239	248
Costco Wholesale Corp. 2.30% 2022	285	288
Keurig Dr Pepper, Inc. 4.057% 2023	251	264
Keurig Dr Pepper, Inc. 3.20% 2030	500	531
Kimberly-Clark Corp. 1.05% 2027	185	179
Kimberly-Clark Corp. 3.10% 2030	116	126
Molson Coors Brewing Co. 3.00% 2026	245	260
Nestle Holdings, Inc. 1.50% 2028[5]	1,750	1,714
Nestlé Holdings, Inc. 1.00% 2027[5]	1,640	1,582
PepsiCo, Inc. 1.625% 2030	85	83
Philip Morris International, Inc. 1.50% 2025	274	276
Philip Morris International, Inc. 0.875% 2026	566	550
Procter & Gamble Company 0.55% 2025	796	779
Procter & Gamble Company 1.00% 2026	362	359
Procter & Gamble Company 3.00% 2030	495	538
		12,463

Health care 1.93%
Abbott Laboratories 3.40% 2023	98	103
Abbott Laboratories 3.75% 2026	292	323
Aetna, Inc. 2.80% 2023	55	57
AmerisourceBergen Corp. 0.737% 2023	853	854
Amgen, Inc. 2.20% 2027	740	755
AstraZeneca Finance LLC 0.70% 2024	1,486	1,485
AstraZeneca Finance LLC 1.20% 2026	600	595
AstraZeneca Finance LLC 1.75% 2028	444	443
AstraZeneca PLC 3.375% 2025	445	482
Becton, Dickinson and Company 3.734% 2024	17	18
Boston Scientific Corp. 3.45% 2024	675	712
Cigna Corp. 3.75% 2023	99	104
CVS Health Corp. 1.30% 2027	1,384	1,342
CVS Health Corp. 4.30% 2028	282	319
GlaxoSmithKline PLC 3.375% 2023	750	783
Novartis Capital Corp. 1.75% 2025	1,006	1,027
Novartis Capital Corp. 2.00% 2027	275	282

74	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Corporate bonds, notes & loans (continued)
Health care (continued)
Pfizer, Inc. 2.95% 2024	$485	$509
Shire PLC 2.875% 2023	120	124
Shire PLC 3.20% 2026	300	319
Thermo Fisher Scientific, Inc. 1.75% 2028	385	380
UnitedHealth Group, Inc. 1.15% 2026	495	490
UnitedHealth Group, Inc. 2.30% 2031	348	352
Zimmer Holdings, Inc. 3.15% 2022	485	488
		12,346

Energy 1.83%
Boardwalk Pipeline Partners LP 4.95% 2024	460	504
BP Capital Markets PLC 4.234% 2028	437	499
Canadian Natural Resources, Ltd. 2.05% 2025	996	1,012
Enbridge Energy Partners LP 5.875% 2025	230	265
Energy Transfer Operating LP 3.75% 2030	1,645	1,754
Energy Transfer Partners LP 4.20% 2023	155	163
Energy Transfer Partners LP 4.50% 2024	90	97
EOG Resources, Inc. 4.375% 2030	501	583
Equinor ASA 3.625% 2028	165	183
Exxon Mobil Corp. 2.019% 2024	127	131
Exxon Mobil Corp. 2.44% 2029	183	189
Kinder Morgan, Inc. 3.15% 2023	495	509
MPLX LP 3.375% 2023	75	78
MPLX LP 4.00% 2028	350	385
ONEOK, Inc. 4.55% 2028	638	719
ONEOK, Inc. 6.35% 2031	469	596
Phillips 66 4.30% 2022	290	295
Phillips 66 3.85% 2025	1,253	1,351
Pioneer Natural Resources Company 1.125% 2026	238	233
SA Global Sukuk, Ltd. 1.602% 2026[5]	1,505	1,488
Saudi Arabian Oil Co. 1.625% 2025[5]	200	199
Schlumberger BV 4.00% 2025[5]	165	180
Williams Companies, Inc. 3.50% 2030	293	315
		11,728

Real estate 1.16%
Alexandria Real Estate Equities, Inc. 3.95% 2028	60	67
Alexandria Real Estate Equities, Inc. 1.875% 2033	596	560
American Campus Communities, Inc. 3.75% 2023	300	311
American Campus Communities, Inc. 4.125% 2024	415	447
American Tower Corp. 1.45% 2026	982	968
American Tower Corp. 1.60% 2026	717	713
Corporate Office Properties LP 2.75% 2031	294	295
Equinix, Inc. 2.90% 2026	929	975
Equinix, Inc. 1.80% 2027	326	324
Equinix, Inc. 2.00% 2028	433	429
Essex Portfolio LP 3.50% 2025	490	521
Gaming and Leisure Properties, Inc. 3.35% 2024	242	255
Kimco Realty Corp. 3.40% 2022	35	36
Public Storage 0.875% 2026	134	131
Public Storage 1.85% 2028	553	553
Scentre Group 3.50% 2025[5]	250	265
Sun Communities Operating LP 2.30% 2028	559	555
		7,405

Materials 0.60%
Air Products and Chemicals, Inc. 1.50% 2025	757	765
Air Products and Chemicals, Inc. 1.85% 2027	155	158
Dow Chemical Co. 3.625% 2026	250	271

Private Client Services Funds	75

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Corporate bonds, notes & loans (continued)
Materials (continued)
Dow Chemical Co. 2.10% 2030	$1,000	$984
DowDuPont, Inc. 4.493% 2025	515	573
LYB International Finance III, LLC 2.25% 2030	496	494
Vale Overseas, Ltd. 3.75% 2030	587	598
		3,843

Total corporate bonds, notes & loans		176,738

Mortgage-backed obligations 12.24%
Federal agency mortgage-backed obligations 8.21%
Fannie Mae Pool #889995 5.50% 2038[6]	160	184
Fannie Mae Pool #MA4387 2.00% 2041[6]	853	870
Fannie Mae Pool #AI5236 5.00% 2041[6]	294	333
Fannie Mae Pool #AI8806 5.00% 2041[6]	52	59
Fannie Mae, Series 2007-33, Class HE, 5.50% 2037[6]	3	4
Fannie Mae, Series 2012-M13, Class A2, Multi Family, 2.377% 2022[6]	126	127
Fannie Mae, Series 2015-M4, Class AV2, Multi Family, 2.509% 2022[6,7]	172	173
Fannie Mae, Series 2012-M2, Class A2, Multi Family, 2.717% 2022[6]	23	23
Fannie Mae, Series 2016-M2, Class AV2, Multi Family, 2.152% 2023[6]	303	307
Fannie Mae, Series 2016-M3, Class ASQ2, Multi Family, 2.263% 2023[6]	40	40
Fannie Mae, Series 2013-M12, Class APT, Multi Family, 2.405% 2023[6,7]	300	305
Fannie Mae, Series 2017-M3, Class AV2, Multi Family, 2.526% 2024[6,7]	253	259
Fannie Mae, Series 2017-M10, Class AV2, Multi Family, 2.554% 2024[6,7]	403	417
Fannie Mae, Series 2017-M15, Class AV2, Multi Family, 2.621% 2024[6,7]	365	379
Fannie Mae, Series 2015-M8, Class A1, Multi Family, 2.344% 2025[6]	29	30
Fannie Mae, Series 2016-M9, Class A1, Multi Family, 2.003% 2026[6]	43	43
Fannie Mae, Series 2016-M5, Class A1, Multi Family, 2.073% 2026[6]	333	341
Fannie Mae, Series 2016-M11, Class A1, Multi Family, 2.08% 2026[6]	500	512
Fannie Mae, Series 2016-M12, Class A1, Multi Family, 2.132% 2026[6]	210	215
Fannie Mae, Series 2016-M6, Class A1, Multi Family, 2.137% 2026[6]	164	167
Fannie Mae, Series 2016-M4, Class A1, Multi Family, 2.187% 2026[6]	227	233
Fannie Mae, Series 2017-M7, Class A1, Multi Family, 2.595% 2026[6]	62	62
Fannie Mae, Series 2017-M8, Class A1, Multi Family, 2.654% 2027[6]	19	19
Fannie Mae, Series 2017-M7, Class A2, Multi Family, 2.961% 2027[6,7]	461	493
Fannie Mae, Series 2017-M15, Class ATS1, Multi Family, 2.987% 2027[5,6]	37	38
Freddie Mac, Series 3272, Class PA, 6.00% 2037[6]	10	12
Freddie Mac, Series K020, Class A2, Multi Family, 2.373% 2022[6]	241	243
Freddie Mac, Series K718, Class A2, Multi Family, 2.791% 2022[6]	606	608
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-1, Class HA, 3.00% 2056[6,7]	381	394
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-2, Class MA, 3.00% 2056[6]	280	290
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-2, Class HA, 3.00% 2056[6,7]	278	288
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-4, Class HT, 3.25% 2057[6,7]	158	168
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2018-2, Class MT, 3.50% 2057[6]	345	364
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-4, Class MT, 3.50% 2057[6]	173	183
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2019-2, Class MA, 3.50% 2058[6]	1,418	1,478
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2019-4, Class MA, 3.00% 2059[6]	1,398	1,445
Freddie Mac Seasoned Loan Structured Transaction Trust, Series 2018-1, Class A1, 3.50% 2028[6]	1,503	1,565
Government National Mortgage Assn. 2.00% 2051[6,8]	2,410	2,441
Government National Mortgage Assn. 2.00% 2051[6,8]	483	488
Government National Mortgage Assn. Pool #694836 5.661% 2059[6]	2	2
Government National Mortgage Assn. Pool #776095 4.907% 2064[6]	1	1
Government National Mortgage Assn. Pool #AA7554 6.64% 2064[6]	8	8
Government National Mortgage Assn., Series 2012-H20, Class PT, 0.899% 2062[6,7]	265	264
Uniform Mortgage-Backed Security 2.00% 2051[6,8]	7,666	7,651
Uniform Mortgage-Backed Security 2.00% 2052[6,8]	6,981	6,953
Uniform Mortgage-Backed Security 2.50% 2052[6,8]	21,615	22,103
		52,582

76	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Mortgage-backed obligations (continued)
Collateralized mortgage-backed obligations (privately originated) 2.44%
Bellemeade Re, Ltd., Series 2019-3A, Class M1A, 1.189% 2029[5,6,7]	$30	$30
Cascade Funding Mortgage Trust, Series 2020-HB4, Class A, 0.946% 2030[5,6,7]	217	217
Cascade Funding Mortgage Trust, Series 2021-HB6, Class A, 0.898% 2036[5,6,7]	1,231	1,232
Credit Suisse Mortgage Trust, Series 2017-RPL3, Class A1, 2.00% 2060[5,6,7]	345	349
Finance of America Structured Securities Trust, Series 2019-JR2, Class A1, 2.00% 2069[5,6]	704	774
Home Partners of America Trust, Series 2021-2, Class A, 1.901% 2026[5,6,9]	565	565
Legacy Mortgage Asset Trust, Series 2019-GS5, Class A1, 3.20% 2059[5,6,7]	544	547
Legacy Mortgage Asset Trust, Series 2019-GS7, Class A1, 3.25% 2059[5,6,7]	839	844
Legacy Mortgage Asset Trust, Series 2019-GS2, Class A1, 3.75% 2059[5,6,7]	527	528
Mello Warehouse Securitization Trust, Series 2020-2, Class A, (1-month USD-LIBOR + 0.80%) 0.889% 2053[5,6,7]	777	776
Mello Warehouse Securitization Trust, Series 2020-1, Class A, (1-month USD-LIBOR + 0.90%) 0.989% 2053[5,6,7]	719	722
Mello Warehouse Securitization Trust, Series 2021-3, Class A, (1-month USD-LIBOR + 0.85%) 0.934% 2055[5,6,7]	808	814
MRA Issuance Trust, Series 2020-10, Class A, (1-month USD-LIBOR + 1.70%) 1.782% 2022[5,6,7]	1,305	1,307
NewRez Warehouse Securitization Trust, Series 2021-1, Class A, (1-month USD-LIBOR + 0.75%) 0.839% 2055[5,6,7]	5,557	5,557
RMF Proprietary Issuance Trust, Series 2019-1, Class A, 2.75% 2063[5,6,7]	332	328
Station Place Securitization Trust, Series 2021-WL2, Class A, (1-month USD-LIBOR + 0.70%) 0.789% 2054[5,6,7]	1,000	1,001
		15,591

Commercial mortgage-backed securities 1.59%
BX Trust, Series 2021-SDMF, Class A, (1-month USD-LIBOR + 0.589%) 0.679% 2034[5,6,7]	1,240	1,223
BX Trust, Series 2021-VOLT, Class A, (1-month USD-LIBOR + 0.70%) 0.79% 2036[5,6,7]	693	694
BX Trust, Series 2021-ARIA, Class A, (1-month USD-LIBOR + 0.899%) 0.979% 2036[5,6,7]	664	664
BX Trust, Series 2021-VOLT, Class B, (1-month USD-LIBOR + 0.95%) 1.04% 2036[5,6,7]	509	510
BX Trust, Series 2021-SOAR, Class A, (1-month USD-LIBOR + 0.67%) 0.76% 2038[5,6,7]	870	869
BX Trust, Series 2021-SOAR, Class B, (1-month USD-LIBOR + 0.87%) 0.96% 2038[5,6,7]	327	327
BX Trust, Series 2021-SOAR, Class C, (1-month USD-LIBOR + 1.10%) 1.19% 2038[5,6,7]	221	221
Extended Stay America Trust, Series 2021-ESH, Class A, (1-month USD-LIBOR + 1.08%) 1.171% 2038[5,6,7]	261	262
Extended Stay America Trust, Series 2021-ESH, Class B, (1-month USD-LIBOR + 1.38%) 1.471% 2038[5,6,7]	191	191
Hawaii Hotel Trust, Series 2019-MAUI, Class A, (1-month USD-LIBOR + 1.15%) 1.24% 2038[5,6,7]	1,500	1,504
JPMorgan Chase Commercial Mortgage Securities Trust, Series 2021-410T, Class A, 2.287% 2042[5,6]	461	470
LUXE Commercial Mortgage Trust, Series 21-TRIP, Class A, (1-month USD-LIBOR + 1.05%) 1.15% 2038[5,6,7]	1,343	1,346
Manhattan West Mortgage Trust, Series 2020-1MW, Class A, 2.13% 2039[5,6]	1,262	1,279
MHC Commercial Mortgage Trust, CMO, Series 2021-MHC, Class A, (1-month USD-LIBOR + 0.801%) 0.891% 2026[5,6,7]	460	461
Motel 6 Trust, Series 2021-MTL6, Class A, (1-month USD-LIBOR + 0.90%) 0.99% 2038[5,6,7]	164	164
		10,185

Total mortgage-backed obligations		78,358

Asset-backed obligations 10.46%
Aesop Funding LLC, Series 2019-2A, Class A, 3.35% 2025[5,6]	750	793
Aesop Funding LLC, Series 2020-2, Class A, 2.02% 2027[5,6]	539	549
Aesop Funding LLC, Series 2020-2A, Class B, 2.96% 2027[5,6]	138	144
Affirm Asset Securitization Trust, Series 2021-A, Class A, 0.88% 2025[5,6]	462	463
Affirm Asset Securitization Trust, Series 2020-A, Class A, 2.10% 2025[5,6]	473	475
Affirm Asset Securitization Trust, Series 2021-B, Class A, 1.03% 2026[5,6]	1,136	1,132
Allegro CLO, Ltd., Series 2016-1A, Class AR2, (3-month USD-LIBOR + 0.95%) 1.074% 2030[5,6,7]	750	750
Allegro CLO, Ltd., Series 2017-1A, Class AR, (3-month USD-LIBOR + 0.95%) 1.072% 2030[5,6,7]	492	492
Ares CLO, Ltd., Series 2017-42A, Class AR, (3-month USD-LIBOR + 0.92%) 1.048% 2028[5,6,7]	1,053	1,053
Ballyrock CLO, Ltd., Series 2019-2A, Class A1AR, (3-month USD-LIBOR + 1.00%) 1.131% 2030[5,6,7]	1,095	1,095

Private Client Services Funds	77

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Asset-backed obligations (continued)
Bankers Healthcare Group Securitization Trust, Series 2021-A, Class A, 1.42% 2033[5,6]	$111	$111
Bankers Healthcare Group Securitization Trust, Series 2021-B, Class A, 0.90% 2034[5,6]	228	228
CarMaxAuto Owner Trust, Series 2020-1, Class A2, 1.87% 2023[6]	21	21
CarMaxAuto Owner Trust, Series 2019-2, Class A3, 2.68% 2024[6]	408	413
CarMaxAuto Owner Trust, Series 2019-2, Class A4, 2.77% 2024[6]	805	828
CarMaxAuto Owner Trust, Series 2019-2, Class B, 3.01% 2024[6]	775	800
CarMaxAuto Owner Trust, Series 2019-2, Class C, 3.16% 2025[6]	1,150	1,186
Castlelake Aircraft Securitization Trust, Series 2021-2A, Class A, 2.852% 2037[5,6]	593	593
Castlelake Aircraft Securitization Trust, Series 2017-1R, Class A, 2.741% 2041[5,6]	203	203
Cent CLO, Ltd., Series 2014-21A, Class AR, (3-month USD-LIBOR + 0.97%) 1.105% 2030[5,6,7]	1,557	1,557
CF Hippolyta LLC, Series 2020-1, Class A1, 1.69% 2060[5,6]	1,016	1,017
CF Hippolyta LLC, Series 2020-1, Class A2, 1.99% 2060[5,6]	166	165
CF Hippolyta LLC, Series 2020-1, Class B1, 2.28% 2060[5,6]	266	267
CF Hippolyta LLC, Series 2020-1, Class B2, 2.60% 2060[5,6]	93	94
CF Hippolyta LLC, Series 2021-1, Class A1, 1.53% 2061[5,6]	458	454
CLI Funding V LLC, Series 2020-1A, Class A, 2.08% 2045[5,6]	428	427
CLI Funding V LLC, Series 2021-1A, Class A, 1.64% 2046[5,6]	554	544
CPS Auto Receivables Trust, Series 2019-B, Class C, 3.35% 2024[5,6]	150	150
Drive Auto Receivables Trust, Series 2020-1, Class B, 2.08% 2024[6]	1,233	1,236
Drive Auto Receivables Trust, Series 2020-1, Class C, 2.36% 2026[6]	2,166	2,193
Drivetime Auto Owner Trust, Series 2020-1, Class A, 1.94% 2023[5,6]	2	2
Drivetime Auto Owner Trust, Series 2020-1, Class B, 2.16% 2024[5,6]	1,000	1,005
Dryden Senior Loan Fund, CLO, Series 2017-47A, Class A1R, (3-month USD-LIBOR + 0.98%) 1.104% 2028[5,6,7]	1,643	1,643
EDvestinU Private Education Loan LLC, Series 2021-A, Class A, 1.80% 2045[5,6]	88	87
Exeter Automobile Receivables Trust, Series 2019-2A, Class C, 3.30% 2024[5,6]	517	521
First Investors Auto Owner Trust, Series 2021-1A, Class A, 0.45% 2026[5,6]	283	283
FirstKey Homes Trust, Series 2020-SFR2, Class A, 1.266% 2037[5,6]	237	234
Ford Credit Auto Owner Trust, Series 2020-A, Class A3, 1.04% 2024[6]	433	435
Ford Credit Auto Owner Trust, Series 2020-1, Class A, 2.04% 2031[5,6]	582	597
Ford Credit Auto Owner Trust, Series 2021-1, Class A, 1.37% 2033[5,6]	439	438
GCI Funding I LLC, Series 2020-1, Class A, 2.82% 2045[5,6]	167	169
GCI Funding I LLC, Series 2021-1, Class A, 2.38% 2046[5,6]	443	445
Global SC Finance V SRL, Series 2020-1A, Class A, 2.17% 2040[5,6]	1,336	1,343
Global SC Finance VII SRL, Series 2020-2A, Class A, 2.26% 2040[5,6]	893	900
Global SC Finance VII SRL, Series 2021-1A, Class A, 1.86% 2041[5,6]	1,074	1,064
GM Financial Automobile Leasing Trust, Series 2020-2, Class A2A, 0.71% 2022[6]	51	51
GM Financial Automobile Leasing Trust, Series 2020-2, Class A3, 0.80% 2023[6]	208	209
Hertz Vehicle Financing LLC, Series 2021-1A, Class A, 1.21% 2025[5,6]	1,138	1,133
Hertz Vehicle Financing LLC, Series 2021-1A, Class B, 1.56% 2025[5,6]	122	122
Hertz Vehicle Financing LLC, Series 2021-2A, Class A, 1.68% 2027[5,6]	1,234	1,229
Hertz Vehicle Financing LLC, Series 2021-2A, Class B, 2.12% 2027[5,6]	132	132
Honda Auto Receivables Owner Trust, Series 2019-2, Class A3, 2.52% 2023[6]	704	710
Longfellow Place CLO, Ltd., Series 2013-1A, Class AR3, (3-month USD-LIBOR + 1.00%) 1.124% 2029[5,6,7]	909	909
Madison Park Funding, Ltd., CLO, Series 2015-17A, Class AR2, (3-month USD-LIBOR + 1.00%) 1.13% 2030[5,6,7]	1,665	1,667
Marathon CLO, Ltd., Series 2017-9A, Class A1AR, (3-month USD-LIBOR + 1.15%) 1.274% 2029[5,6,7]	794	794
Mercury Financial Credit Card Master Trust, Series 2021-1A, Class A, 1.54% 2026[5,6]	1,100	1,103
Mission Lane Credit Card Master Trust, Series 2021-A, Class A, 1.59% 2026[5,6]	380	379
Navient Student Loan Trust, Series 2021-A, Class A, 0.84% 2069[5,6]	175	174
Navient Student Loan Trust, Series 2021-C, Class A, 1.06% 2069[5,6]	789	787
Nelnet Student Loan Trust, Series 2021-C, Class AFX, 1.32% 2062[5,6]	1,821	1,808
Nelnet Student Loan Trust, Series 2021-A, Class APT1, 1.36% 2062[5,6]	922	914
Nelnet Student Loan Trust, Series 2021-B, Class AFX, 1.42% 2062[5,6]	1,730	1,722
New Economy Assets Phase 1 Issuer, LLC, Series 2021-1, Class A1, 1.91% 2061[5,6]	2,723	2,717
Newark BSL CLO 2, Ltd., Series 2017-1A, Class A1R, (3-month USD-LIBOR + 0.97%) 1.094% 2030[5,6,7]	529	529
Nissan Auto Receivables Owner Trust, Series 2019-A, Class A-3, 2.90% 2023[6]	186	188
Oportun Funding LLC, Series 2021-B, Class A, 1.47% 2031[5,6]	288	288
OSW Structured Asset Trust, Series 2020-RPL1, Class A1, 3.072% 2059[5,6,7]	2,996	3,007
Palmer Square Loan Funding, CLO, Series 2021-4A, Class A1, (3-month USD-LIBOR + 0.80%) 0.928% 2029[5,6,7]	1,500	1,500
Palmer Square Loan Funding, CLO, Series 2021-4A, Class A2, (3-month USD-LIBOR + 1.40%) 1.528% 2029[5,6,7]	856	856
Palmer Square Loan Funding, CLO, Series 2020-4, Class A1, (3-month USD-LIBOR + 1.00%) 1.129% 2028[5,6,7]	443	443
Palmer Square Loan Funding, CLO, Series 2021-1, Class A1, (3-month USD-LIBOR + 0.90%) 1.032% 2029[5,6,7]	198	198
Race Point CLO, Ltd., Series 2015-9A, Class A1A2, (3-month USD-LIBOR + 0.94%) 1.064% 2030[5,6,7]	1,390	1,390
Santander Drive Auto Receivables Trust, Series 2019-3, Class C, 2.49% 2025[6]	693	697

78	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Asset-backed obligations (continued)
SMB Private Education Loan Trust, Series 2021-A, Class A1, (1-month USD-LIBOR + 0.50%) 0.59% 2053[5,6,7]	$86	$86
SMB Private Education Loan Trust, Series 2021-A, Class APT2, 1.07% 2053[5,6]	257	252
Sound Point CLO, Ltd., Series 2017-3A, Class A1R, (3-month USD-LIBOR + 0.98%) 1.112% 2030[5,6,7]	1,660	1,661
Sound Point CLO, Ltd., Series 2017-2A, Class AR, (3-month USD-LIBOR + 0.98%) 1.112% 2030[5,6,7]	970	970
Sound Point CLO, Ltd., Series 2015-1RA, Class AR, (3-month USD-LIBOR + 1.08%) 1.204% 2030[5,6,7]	895	895
Stellar Jay Ireland DAC, Series 2021-1, Class A, 3.967% 2028[5,6,9]	898	898
Stonepeak, Series 2021-1A, Class AA, 2.301% 2033[5,6]	377	379
SuttonPark Structured Settlements, Series 2021-1, Class A, 1.95% 2075[5,6]	538	534
Textainer Marine Containers, Ltd., Series 2021-1A, Class A, 1.68% 2046[5,6]	196	192
Textainer Marine Containers, Ltd., Series 2021-2A, Class A, 2.23% 2046[5,6]	1,152	1,156
TIF Funding II LLC, Series 2021-1A, Class A, 1.65% 2046[5,6]	658	641
Toyota Auto Loan Extended Note Trust, Series 2019-1, Class A, 2.56% 2031[5,6]	1,250	1,301
Toyota Auto Loan Extended Note Trust, Series 2020-1, Class A, 1.35% 2033[5,6]	445	447
Toyota Auto Receivables Owner Trust, Series 2019-B, Class A3, 2.57% 2023[6]	603	608
Triton Container Finance VIII LLC, Series 2020-1, Class A, 2.11% 2045[5,6]	1,163	1,165
Triton Container Finance VIII LLC, Series 2021-1, Class A, 1.86% 2046[5,6]	782	771
Volkswagen Auto Lease Trust, Series 2019-A, Class A3, 1.99% 2022[6]	750	754
Westlake Automobile Receivables Trust, Series 2019-2A, Class B, 2.62% 2024[5,6]	18	18
		66,983

Federal agency bonds & notes 2.74%
Fannie Mae 2.375% 2023	2,442	2,505
Fannie Mae 0.875% 2030	2,563	2,411
Freddie Mac 0.25% 2023	3,439	3,430
Freddie Mac 0.375% 2025	9,449	9,223
		17,569

Bonds & notes of governments & government agencies outside the U.S. 2.51%
Asian Development Bank 0.625% 2024	1,526	1,516
Canada 0.75% 2026	2,350	2,297
Denmark (Kingdom of) 0.125% 2022[5]	660	658
Denmark (Kingdom of) 0.125% 2022	655	653
European Investment Bank 2.25% 2022	751	757
European Investment Bank 0.75% 2026	758	741
Inter-American Development Bank 0.50% 2024	500	495
KfW 0.375% 2025	1,010	987
Kommunalbanken 0.50% 2024[5]	442	437
Kommunalbanken 0.375% 2025[5]	2,000	1,949
Kommuninvest i Sverige Aktiebolag 0.25% 2023[5]	905	902
Manitoba (Province of) 3.05% 2024	200	211
Ontario (Province of) 3.20% 2024	500	531
Ontario Teachers’ Finance Trust 0.875% 2026[5]	902	882
Quebec (Province of) 0.60% 2025	1,600	1,573
Saudi Arabia (Kingdom of) 4.00% 2025[5]	430	468
Saudi Arabia (Kingdom of) 4.50% 2030[5]	445	518
United Mexican States 4.15% 2027	460	514
		16,089

Municipals 0.62%
California 0.04%
High-Speed Passenger Train G.O. Rev. Ref. Bonds, Series 2017-A, 2.367% 2022	250	252

Florida 0.43%
Board of Administration Fin. Corp., Rev. Bonds, Series 2020-A, 1.258% 2025	1,140	1,141
Board of Administration Fin. Corp., Rev. Bonds, Series 2020-A, 1.705% 2027	805	803
Board of Administration Fin. Corp., Rev. Bonds, Series 2020-A, 2.154% 2030	810	809
		2,753

Private Client Services Funds	79

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Municipals (continued)
New York 0.15%
Dormitory Auth., Taxable State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-C, 1.748% 2028	$965	$963

Washington 0.00%
Energy Northwest, Electric Rev. Bonds (Columbia Generating Station), Series 2015-B, 2.814% 2024	20	21

Total municipals		3,989

Total bonds, notes & other debt instruments (cost: $604,809,000)		612,766

Short-term securities 9.99%	Shares
Money market investments 9.99%
Capital Group Central Cash Fund 0.06%[10,11]	639,514	63,951

Total short-term securities (cost: $63,954,000)		63,951
Total investment securities 105.67% (cost: $668,763,000)		676,717
Other assets less liabilities (5.67%)		(36,322)

Net assets 100.00%		$640,395

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000) [12]	Value at 10/31/2021 (000) [13]	Unrealized (depreciation) appreciation at 10/31/2021 (000)
90 Day Euro Dollar Futures	Long	1,255	December 2022	$313,750	$311,020	$(768)
2 Year U.S. Treasury Note Futures	Long	189	December 2021	37,800	41,438	(175)
5 Year U.S. Treasury Note Futures	Short	406	December 2021	(40,600)	(49,430)	462
10 Year U.S. Treasury Note Futures	Long	168	December 2021	16,800	21,958	(196)
10 Year Ultra U.S. Treasury Note Futures	Short	69	December 2021	(6,900)	(10,007)	172
20 Year U.S. Treasury Bond Futures	Short	13	December 2021	(1,300)	(2,091)	(17)
30 Year Ultra U.S. Treasury Bond Futures	Short	20	December 2021	(2,000)	(3,928)	15
						$(507)

Investments in affiliates[11]
	Value of affiliate at 11/1/2020 (000)	Additions (000)	Reductions (000)	Net realized loss (000)	Net unrealized depreciation (000)	Value of affiliate at 10/31/2021 (000)	Dividend income (000)
Short-term securities 9.99%
Money market investments 9.99%
Capital Group Central Cash Fund 0.06%[10]	$79,218	$179,027	$194,288	$(2)	$(4)	$63,951	$60

80	Private Client Services Funds

Capital Group Core Bond Fund

[1]	Amount less than one thousand.
[2]	All or a portion of this security was pledged as collateral. The total value of pledged collateral was $721,000, which represented .11% of the net assets of the fund.
[3]	Index-linked bond whose principal amount moves with a government price index.
[4]	Step bond; coupon rate may change at a later date.
[5]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $120,128,000, which represented 18.76% of the net assets of the fund.
[6]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[7]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available.
[8]	Purchased on a TBA basis.
[9]	Valued under fair value procedures adopted by authority of the board of trustees. The total value of all such securities was $1,463,000, which represented .23% of the net assets of the fund.
[10]	Rate represents the seven-day yield at 10/31/2021.
[11]	Part of the same “group of investment companies” as the fund as defined under the Investment Company Act of 1940, as amended.
[12]	Notional amount is calculated based on the number of contracts and notional contract size.
[13]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Auth. = Authority

CLO = Collateralized Loan Obligations

DAC = Designated Activity Company

Fin. = Finance

G.O. = General Obligation

LIBOR = London Interbank Offered Rate

Ref. = Refunding

Rev. = Revenue

SOFR = Secured Overnight Financing Rate

TBA = To-be-announced

USD/$ = U.S. dollars

Private Client Services Funds	81

Financial statements

Statements of assets and liabilities at October 31, 2021	(dollars and shares in thousands, except per-share amounts)

	Capital Group Core Municipal Fund		Capital Group Short-Term Municipal Fund		Capital Group California Core Municipal Fund

Assets:
Investment securities, at value:
Unaffiliated issuers	$792,736		$204,039		$654,377
Affiliated issuers	—		—		—
Cash	6,190		350		6,318
Cash collateral pledged for futures contracts	99		39		133
Receivables for:
Sales of investments	—	*	—		3,627
Sales of fund’s shares	764		756		5,427
Dividends and interest	6,583		1,804		5,782
Variation margin on futures contracts	4		1		3
Total assets	806,376		206,989		675,667

Liabilities:
Payables for:
Purchases of investments	20,733		4,198		11,225
Repurchases of fund’s shares	424		26		172
Investment advisory services	166		43		140
Services provided by related parties	—		(1)		—
Variation margin on futures contracts	—		—		—
Other	—	*	—	*	—	*
Total liabilities	21,323		4,266		11,537
Net assets at October 31, 2021	$785,053		$202,723		$664,130

Net assets consist of:
Capital paid in on shares of beneficial interest	$769,940		$200,638		$648,872
Total distributable earnings	15,113		2,085		15,258
Net assets at October 31, 2021	$785,053		$202,723		$664,130

Investment securities, at cost:
Unaffiliated issuers	$783,028		$202,530		$643,716
Affiliated issuers	—		—		—
Shares outstanding	73,891		19,767		61,752
Net asset value per share	$10.62		$10.26		$10.75

See end of statements of assets and liabilities for footnote.

See notes to financial statements.

82	Private Client Services Funds

Financial statements (continued)

Statements of assets and liabilities at October 31, 2021 (continued)	(dollars and shares in thousands, except per-share amounts)

	Capital Group California Short-Term Municipal Fund		Capital Group Core Bond Fund

Assets:
Investment securities, at value:
Unaffiliated issuers	$183,840		$612,766
Affiliated issuers	—		63,951
Cash	2,424		3
Cash collateral pledged for futures contracts	25		—
Receivables for:
Sales of investments	—		53,694
Sales of fund’s shares	—	*	4,350
Dividends and interest	1,778		1,814
Variation margin on futures contracts	—		2
Total assets	188,067		736,580

Liabilities:
Payables for:
Purchases of investments	6,283		95,897
Repurchases of fund’s shares	26		43
Investment advisory services	39		135
Services provided by related parties	—		—
Variation margin on futures contracts	—		110
Other	—	*	—	*
Total liabilities	6,348		96,185
Net assets at October 31, 2021	$181,719		$640,395

Net assets consist of:
Capital paid in on shares of beneficial interest	$179,935		$638,411
Total distributable earnings	1,784		1,984
Net assets at October 31, 2021	$181,719		$640,395

Investment securities, at cost:
Unaffiliated issuers	$182,583		$604,809
Affiliated issuers	—		63,954
Shares outstanding	17,655		62,511
Net asset value per share	$10.29		$10.24

*	Amount less than one thousand.

See notes to financial statements.

Private Client Services Funds	83

Financial statements (continued)

Statements of operations for the year ended October 31, 2021	(dollars in thousands)

	Capital Group Core Municipal Fund	Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund

Investment income:
Income (net of non-U.S. taxes*):
Dividends from affiliated issuers	$—	$—	$—
Interest from unaffiliated issuers	10,717	2,352	9,237
	10,717	2,352	9,237
Fees and expenses*:
Investment advisory services	1,808	501	1,597
Transfer agent services	8	2	8
Reports to shareholders	18	7	16
Registration statement and prospectus	66	38	13
Trustees’ compensation	59	17	53
Auditing and legal	48	41	47
Custodian	10	7	10
Other	5	1	4
Total fees and expenses before reimbursements	2,022	614	1,748
Less reimbursements of fees and expenses:
Miscellaneous fee reimbursements	—	11	—
Total reimbursements of fees and expenses	—	11	—
Total fees and expenses after reimbursements	2,022	603	1,748
Net investment income	8,695	1,749	7,489

Net realized gain (loss) and unrealized (depreciation):
Net realized gain (loss) on:
Investments in:
Unaffiliated issuers	6,067	1,008	4,100
Affiliated issuers	—	—	—
Futures contracts	(531)	(141)	(327)
	5,536	867	3,773
Net unrealized (depreciation) appreciation on:
Investments in:
Unaffiliated issuers	(7,884)	(1,874)	(7,709)
Affiliated issuers	—	—	—
Futures contracts	(8)	(20)	115
	(7,892)	(1,894)	(7,594)
Net realized gain (loss) and unrealized (depreciation)	(2,356)	(1,027)	(3,821)

Net increase (decrease) in net assets resulting from operations	$6,339	$722	$3,668

See end of statements of operations for footnote.

See notes to financial statements.

84	Private Client Services Funds

Financial statements (continued)

Statements of operations for the year ended October 31, 2021 (continued)	(dollars in thousands)

	Capital Group California Short-Term Municipal Fund	Capital Group Core Bond Fund

Investment income:
Income (net of non-U.S. taxes*):
Dividends from affiliated issuers	$—	$60
Interest from unaffiliated issuers	1,998	9,798
	1,998	9,858
Fees and expenses*:
Investment advisory services	475	1,502
Transfer agent services	2	7
Reports to shareholders	7	16
Registration statement and prospectus	9	49
Trustees’ compensation	16	49
Auditing and legal	40	48
Custodian	7	18
Other	1	4
Total fees and expenses before reimbursements	557	1,693
Less reimbursements of fees and expenses:
Miscellaneous fee reimbursements	—	—
Total fees and expenses after reimbursements	557	1,693
Net investment income	1,441	8,165

Net realized gain (loss) and unrealized (depreciation):
Net realized gain (loss) on:
Investments in:
Unaffiliated issuers	774	(751)
Affiliated issuers	—	(2)
Futures contracts	(185)	(54)
Swap contracts	—	193
	589	(614)
Net unrealized (depreciation) appreciation on:
Investments in:
Unaffiliated issuers	(1,796)	(9,946)
Affiliated issuers	—	(4)
Futures contracts	11	(784)
Swap contracts	—	(285)
	(1,785)	(11,019)
Net realized gain (loss) and unrealized (depreciation)	(1,196)	(11,633)

Net increase (decrease) in net assets resulting from operations	$245	$(3,468)

*	Additional information related to non-U.S. taxes and fees and expenses is included in the notes to financial statements.

See notes to financial statements.

Private Client Services Funds	85

Financial statements (continued)

Statements of changes in net assets	(dollars in thousands)

	Capital Group Core Municipal Fund		Capital Group Short-Term Municipal Fund		Capital Group California Core Municipal Fund
	Year ended October 31,		Year ended October 31,		Year ended October 31,
	2021	2020	2021	2020	2021	2020
Operations:
Net investment income	$8,695	$10,450	$1,749	$2,314	$7,489	$9,164
Net realized gain (loss)	5,536	7,512	867	1,171	3,773	5,569
Net unrealized (depreciation) appreciation	(7,892)	5,054	(1,894)	2,079	(7,594)	3,519
Net increase (decrease) in net assets resulting from operations	6,339	23,016	722	5,564	3,668	18,252

Distributions paid to shareholders	(15,834)	(11,198)	(2,260)	(2,262)	(12,004)	(9,836)

Net capital share transactions	142,622	56,358	(3,942)	78,354	45,429	62,052

Total increase (decrease) in net assets	133,127	68,176	(5,480)	81,656	37,093	70,468

Net assets:
Beginning of year	651,926	583,750	208,203	126,547	627,037	556,569
End of year	$785,053	$651,926	$202,723	$208,203	$664,130	$627,037

	Capital Group California Short-Term Municipal Fund		Capital Group Core Bond Fund
	Year ended October 31,		Year ended October 31,
	2021	2020	2021	2020
Operations:
Net investment income	$1,441	$1,969	$8,165	$8,989
Net realized gain (loss)	589	898	(614)	10,758
Net unrealized (depreciation) appreciation	(1,785)	1,043	(11,019)	11,281
Net increase (decrease) in net assets resulting from operations	245	3,910	(3,468)	31,028

Distributions paid to shareholders	(2,083)	(1,955)	(22,116)	(12,105)

Net capital share transactions	(15,782)	33,553	102,154	68,147

Total increase (decrease) in net assets	(17,620)	35,508	76,570	87,070

Net assets:
Beginning of year	199,339	163,831	563,825	476,755
End of year	$181,719	$199,339	$640,395	$563,825

See notes to financial statements.

86	Private Client Services Funds

Notes to financial statements

1. Organization

Capital Group Private Client Services Funds (the “series”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, diversified management investment company. The series consists of five funds: Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund and Capital Group Core Bond Fund (each a “fund,” collectively the “funds”). The assets of each fund are segregated, with each fund accounted for separately.

Each fund’s investment objectives are as follows:

Capital Group Core Municipal Fund — Seeks to provide current income exempt from federal income tax and to preserve capital.

Capital Group Short-Term Municipal Fund — Seeks to preserve capital and secondarily to provide current income exempt from federal income tax.

Capital Group California Core Municipal Fund — Seeks to provide current income exempt from federal and California income taxes and to preserve capital.

Capital Group California Short-Term Municipal Fund — Seeks to preserve capital and secondarily to provide current income exempt from federal and California income taxes.

Capital Group Core Bond Fund — Seeks to provide current income and to preserve capital.

2. Significant accounting policies

Each fund is an investment company that applies the accounting and reporting guidance issued in Topic 946 by the U.S. Financial Accounting Standards Board. Each fund’s financial statements have been prepared to comply with U.S. generally accepted accounting principles (“U.S. GAAP”). These principles require the funds’ investment adviser to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates. Subsequent events, if any, have been evaluated through the date of issuance in the preparation of the financial statements. The funds follow the significant accounting policies described in this section, as well as the valuation policies described in the next section on valuation.

Security transactions and related investment income — Security transactions are recorded by the funds as of the date the trades are executed with brokers. Realized gains and losses from security transactions are determined based on the specific identified cost of the securities. In the event a security is purchased with a delayed payment date, the funds will segregate liquid assets sufficient to meet their payment obligations. Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis. Market discounts, premiums and original issue discounts on fixed-income securities are amortized daily over the expected life of the security.

Distributions paid to shareholders — Income dividends and capital gain distributions are recorded on the ex-dividend date.

Currency translation — Assets and liabilities, including investment securities, denominated in currencies other than U.S. dollars are translated into U.S. dollars at the exchange rates supplied by one or more pricing vendors on the valuation date. Purchases and sales of investment securities and income and expenses are translated into U.S. dollars at the exchange rates on the dates of such transactions. The effects of changes in exchange rates on investment securities are included with the net realized gain or loss and net unrealized appreciation or depreciation on investments in the funds’ statements of operations. The realized gain or loss and unrealized appreciation or depreciation resulting from all other transactions denominated in currencies other than U.S. dollars are disclosed separately.

3. Valuation

Capital Research and Management Company (“CRMC”), the funds’ investment adviser, values each fund’s investments at fair value as defined by accounting principles generally accepted in the United State of America. The net asset value per share of each fund is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open.

Private Client Services Funds	87

Methods and inputs — The funds’ investment adviser uses the following methods and inputs to establish the fair value of each fund’s assets and liabilities. Use of particular methods and inputs may vary over time based on availability and relevance as market and economic conditions evolve.

Equity securities are generally valued at the official closing price of, or the last reported sale price on, the exchange or market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Prices for each security are taken from the principal exchange or market on which the security trades.

Fixed-income securities, including short-term securities, are generally valued at prices obtained from one or more pricing vendors. Vendors value such securities based on one or more of the inputs described in the following table. The table provides examples of inputs that are commonly relevant for valuing particular classes of fixed-income securities in which the funds are authorized to invest. However, these classifications are not exclusive, and any of the inputs may be used to value any other class of fixed-income security.

Fixed-income class	Examples of standard inputs
All	Benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, spreads and other relationships observed in the markets among comparable securities; and proprietary pricing models such as yield measures calculated using factors such as cash flows, financial or collateral performance and other reference data (collectively referred to as “standard inputs”)
Corporate bonds, notes & loans; convertible securities	Standard inputs and underlying equity of the issuer
Bonds & notes of governments & government agencies	Standard inputs and interest rate volatilities
Mortgage-backed; asset-backed obligations	Standard inputs and cash flows, prepayment information, default rates, delinquency and loss assumptions, collateral characteristics, credit enhancements and specific deal information
Municipal securities	Standard inputs and, for certain distressed securities, cash flows or liquidation values using a net present value calculation based on inputs that include, but are not limited to, financial statements and debt contracts

When the funds’ investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or deemed to be not representative), fixed-income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type. Some securities may be valued based on their effective maturity or average life, which may be shorter than the stated maturity.

Securities with both fixed-income and equity characteristics, or equity securities traded principally among fixed-income dealers, are generally valued in the manner described for either equity or fixed-income securities, depending on which method is deemed most appropriate by the funds’ investment adviser. The Capital Group Central Cash Fund (“CCF”), a fund within the Capital Group Central Fund Series (“Central Funds”), is valued based upon a floating net asset value, which fluctuates with changes in the value of CCF’s portfolio securities. The underlying securities are valued based on the policies and procedures in CCF’s statement of additional information. Exchange-traded futures are generally valued at the official settlement price of the exchange or market on which such instruments are traded, as of the close of business on the day the futures are being valued. Interest rate swaps and credit default swaps are generally valued by pricing vendors based on market inputs that include the index and term of index, reset frequency, payer/receiver, currency and pay frequency.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the funds’ investment adviser are fair valued as determined in good faith under fair valuation guidelines adopted by authority of the funds’ board of trustees as further described. The investment adviser follows fair valuation guidelines, consistent with U.S. Securities and Exchange Commission rules and guidance, to consider relevant principles and factors when making fair value determinations. The investment adviser considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security; contractual or legal restrictions on resale of the security; relevant financial or business developments of the issuer; actively traded similar or related securities; conversion or exchange rights on the security; related corporate actions; significant events occurring after the close of trading in the security; and changes in overall market conditions. In addition, the closing prices of equity securities that trade in markets outside U.S. time zones may be adjusted to reflect significant events that occur after the close of local trading but before the net asset value of each of the funds is determined. Fair valuations and valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred.

88	Private Client Services Funds

Processes and structure — The funds’ board of trustees has delegated authority to the funds’ investment adviser to make fair value determinations, subject to board oversight. The investment adviser has established a Joint Fair Valuation Committee (the “Fair Valuation Committee”) to administer, implement and oversee the fair valuation process, and to make fair value decisions. The Fair Valuation Committee regularly reviews its own fair value decisions, as well as decisions made under its standing instructions to the investment adviser’s valuation teams. The Fair Valuation Committee reviews changes in fair value measurements from period to period and may, as deemed appropriate, update the fair valuation guidelines to better reflect the results of back testing and address new or evolving issues. The Fair Valuation Committee reports any changes to the fair valuation guidelines to the board of trustees. The funds’ board and audit committee also regularly review reports that describe fair value determinations and methods.

The funds’ investment adviser has also established a Fixed-Income Pricing Review Group to administer and oversee the fixed-income valuation process, including the use of fixed-income pricing vendors. This group regularly reviews pricing vendor information and market data. Pricing decisions, processes and controls over security valuation are also subject to additional internal reviews facilitated by the investment adviser’s global risk management group.

Classifications — The funds’ investment adviser classifies each fund’s assets and liabilities into three levels based on the inputs used to value the assets or liabilities. Level 1 values are based on quoted prices in active markets for identical securities. Level 2 values are based on significant observable market inputs, such as quoted prices for similar securities and quoted prices in inactive markets. Certain securities trading outside the U.S. may transfer between Level 1 and Level 2 due to valuation adjustments resulting from significant market movements following the close of local trading. Level 3 values are based on significant unobservable inputs that reflect the investment adviser’s determination of assumptions that market participants might reasonably use in valuing the securities. The valuation levels are not necessarily an indication of the risk or liquidity associated with the underlying investment. For example, U.S. government securities are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market. The funds’ valuation levels as of October 31, 2021 are as follows (dollars in thousands):

Capital Group Core Municipal Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Municipals	$—	$644,756	$—	$644,756
Short-term securities	—	147,980	—	147,980
Total	$—	$792,736	$—	$792,736

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$51	$—	$—	$51
Liabilities:
Unrealized depreciation on futures contracts	(58)	—	—	(58)
Total	$(7)	$—	$—	$(7)

*	Futures contracts are not included in the fund’s investment portfolio.

Capital Group Short-Term Municipal Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Municipals	$—	$165,941	$—	$165,941
Short-term securities	—	38,098	—	38,098
Total	$—	$204,039	$—	$204,039

	Other investments*
	Level 1	Level 2	Level 3	Total
Liabilities:
Unrealized depreciation on futures contracts	$(23)	$—	$—	$(23)

*	Futures contracts are not included in the fund’s investment portfolio.

Private Client Services Funds	89

Capital Group California Core Municipal Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Municipals	$—	$563,774	$—	$563,774
Short-term securities	—	90,603	—	90,603
Total	$—	$654,377	$—	$654,377

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$94	$—	$—	$94

*	Futures contracts are not included in the fund’s investment portfolio.

Capital Group California Short-Term Municipal Fund

At October 31, 2021, all of the fund’s investment securities were classified as Level 2.

Capital Group Core Bond Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
U.S. Treasury bonds & notes	$—	$253,040	$—	$253,040
Corporate bonds, notes & loans	—	176,738	—	176,738
Mortgage-backed obligations	—	78,358	—	78,358
Asset-backed obligations	—	66,983	—	66,983
Federal agency bonds & notes	—	17,569	—	17,569
Bonds & notes of governments & government agencies outside the U.S.	—	16,089	—	16,089
Municipals	—	3,989	—	3,989
Short-term securities	63,951	—	—	63,951
Total	$63,951	$612,766	$—	$676,717

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$649	$—	$—	$649
Liabilities:
Unrealized depreciation on futures contracts	(1,156)	—	—	(1,156)
Total	$(507)	$—	$—	$(507)

*	Futures contracts are not included in the fund’s investment portfolio.

4. Risk factors

Investing in the funds may involve certain risks including, but not limited to, those described below.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline — sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

90	Private Client Services Funds

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Investing in municipal bonds of issuers within the state of California — Because Capital Group California Core Municipal Fund and Capital Group California Short-Term Municipal Fund invest primarily in securities of issuers within the state of California, these funds are more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds.

Private Client Services Funds	91

Investing in mortgage-related and other asset-backed securities — Mortgage-related securities, such as mortgage-backed securities, and other asset-backed securities, include debt obligations that represent interests in pools of mortgages or other income-bearing assets, such as consumer loans or receivables. While such securities are subject to the risks associated with investments in debt instruments generally (for example, credit, extension and interest rate risks), they are also subject to other and different risks. Mortgage-backed and other asset-backed securities are subject to changes in the payment patterns of borrowers of the underlying debt, potentially increasing the volatility of the securities and the fund’s net asset value. When interest rates fall, borrowers are more likely to refinance or prepay their debt before its stated maturity. This may result in the fund having to reinvest the proceeds in lower yielding securities, effectively reducing the fund’s income. Conversely, if interest rates rise and borrowers repay their debt more slowly than expected, the time in which the mortgage-backed and other asset-backed securities are paid off could be extended, reducing the fund’s cash available for reinvestment in higher yielding securities. Mortgage-backed securities are also subject to the risk that underlying borrowers will be unable to meet their obligations and the value of property that secures the mortgages may decline in value and be insufficient, upon foreclosure, to repay the associated loans. Investments in asset-backed securities are subject to similar risks.

Investing in securities backed by the U.S. government — Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

5. Certain investment techniques

Index-linked bonds — Capital Group Core Bond Fund has invested in index-linked bonds, which are fixed-income securities whose principal value is periodically adjusted to a government price index. Over the life of an index-linked bond, interest is paid on the adjusted principal value. Increases or decreases in the principal value of index-linked bonds are recorded as interest income in the fund’s statement of operations.

Mortgage dollar rolls — Capital Group Core Bond Fund has entered into mortgage dollar roll transactions in which the fund sells a mortgage-backed security to a counterparty and simultaneously enters into an agreement with the same counterparty to buy back a similar security on a specific future date at a predetermined price. Mortgage dollar rolls are accounted for as purchase and sale transactions, which may increase the funds’ portfolio turnover rates.

Futures contracts — Each fund has entered into futures contracts, which provide for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument for a specified price, date, time and place designated at the time the contract is made. Futures contracts are used to strategically manage portfolio volatility and downside equity risk.

Upon entering into futures contracts, and to maintain the fund’s open positions in futures contracts, the fund is required to deposit with a futures broker, known as a futures commission merchant (“FCM”), in a segregated account in the name of the FCM an amount of cash, U.S. government securities or other liquid securities, known as initial margin. The margin required for a particular futures contract is set by the exchange on which the contract is traded to serve as collateral, and may be significantly modified from time to time by the exchange during the term of the contract.

On a daily basis, each fund pays or receives variation margin based on the increase or decrease in the value of the futures contracts and records variation margin on futures contracts in each fund’s statement of assets and liabilities. In addition, each fund segregates liquid assets equivalent to the fund’s outstanding obligations under the contract in excess of the initial margin and variation margin, if any. Futures contracts may involve a risk of loss in excess of the variation margin shown on each fund’s statement of assets and liabilities. Each fund records realized gains or losses at the time the futures contract is closed or expires. Net realized gains or losses and net unrealized appreciation or depreciation from futures contracts are recorded in each fund’s statement of operations.

92	Private Client Services Funds

Interest rate swaps — Capital Group Core Bond Fund has entered into interest rate swaps, which are agreements to exchange one stream of future interest payments for another based on a specified notional amount. Typically, interest rate swaps exchange a fixed interest rate for a payment that floats relative to a benchmark or vice versa. The series’ investment adviser uses interest rate swaps to manage the interest rate sensitivity of the fund by increasing or decreasing the duration of the fund or a portion of the fund’s portfolio. Risks may arise as a result of the series’ investment adviser incorrectly anticipating changes in interest rates, increased volatility, reduced liquidity and the potential inability of counterparties to meet the terms of their agreements.

Upon entering into an interest rate swap contract, the fund is required to deposit cash, U.S. government securities or other liquid securities, which is known as initial margin. Generally, the initial margin required for a particular interest rate swap is set and held as collateral by the clearinghouse on which the contract is cleared. The amount of initial margin required may be significantly modified from time to time by the clearinghouse during the term of the contract.

On a daily basis, the fund records daily interest accruals related to the exchange of future payments as a receivable and payable in the fund’s statement of assets and liabilities. The fund also pays or receives a variation margin based on the increase or decrease in the value of the interest rate swaps, including accrued interest, and records variation margin on interest rate swaps in the fund’s statement of assets and liabilities. The fund records realized gains and losses on both the net accrued interest and any gain or loss recognized at the time the interest rate swap is closed or expires. Net realized gains or losses, as well as any net unrealized appreciation or depreciation, from interest rate swaps are recorded in the fund’s statement of operations.

Credit default swap indices — Capital Group Core Bond Fund has entered into centrally cleared credit default swap agreements on credit indices (“CDSI”) that involve one party (the protection buyer) making a stream of payments to another party (the protection seller) in exchange for the right to receive a specified return upon the occurrence of a credit event, such as a default or restructuring, with respect to any of the underlying issuers (reference obligations) in the referenced index. The series’ investment adviser uses credit default swaps to assume exposure to a diversified portfolio of credits or to hedge against existing credit risks.

CDSI are portfolios of credit instruments or exposures designed to be representative of some part of the credit market, such as the high-yield or investment-grade credit market. CDSI are generally traded using standardized terms, including a fixed spread and standard maturity dates, and reference all the names in the index. If there is a credit event, it is settled based on that name’s weight in the index. The composition of the underlying issuers or obligations within a particular index may change periodically, usually every six months. A specified credit event may affect all or individual underlying reference obligations included in the index, and will be settled based upon the relative weighting of the affected obligation(s) within the index. The value of each CDSI can be used as a measure of the current payment/performance risk of the CDSI and represents the likelihood of an expected liability or profit should the notional amount of the CDSI be closed or sold as of the period end. An increasing value, as compared to the notional amount of the CDSI, represents a deterioration of the referenced indices’ credit soundness and a greater likelihood of risk of default or other credit event occurring as defined under the terms of the agreement. When the fund provides sell protection, its maximum exposure is the notional amount of the credit default swap agreement.

Upon entering into a centrally cleared CDSI contract, the fund is required to deposit with a derivatives clearing member (“DCM”) in a segregated account in the name of the DCM an amount of cash, U.S. government securities or other liquid securities, which is known as initial margin. Generally, the initial margin required for a particular credit default swap is set and held as collateral by the clearinghouse on which the contract is cleared. The amount of initial margin required may be significantly modified from time to time by the clearinghouse during the term of the contract.

On a daily basis, interest accruals related to the exchange of future payments are recorded as a receivable and payable in the fund’s statement of assets and liabilities. The fund also pays or receives a variation margin based on the increase or decrease in the value of the CDSI, and records variation margin in the fund’s statement of assets and liabilities. The fund records realized gains and losses on both the net accrued interest and any gain or loss recognized at the time the swap is closed or expires. Net realized gains or losses, as well as any net unrealized appreciation or depreciation, from credit default swaps are recorded in the fund’s statement of operations.

Private Client Services Funds	93

The following table presents the average month-end notional amounts of futures contracts, interest rate swaps and credit default swaps while held for each fund (dollars in thousands):

	Futures contracts		Interest rate swaps		Credit default swaps
Capital Group Core Municipal Fund	$23,692		Not applicable		Not applicable
Capital Group Short-Term Municipal Fund	5,167		Not applicable		Not applicable
Capital Group California Core Municipal Fund	22,667		Not applicable		Not applicable
Capital Group California Short-Term Municipal	5,420	*	Not applicable		Not applicable
Capital Group Core Bond Fund	231,375		$53,620	*	$25,000	*

*	No contracts were held at the end of the reporting period; amount represents the average month-end notional amount of contracts while they were held.

The following tables identify the location and fair value amounts on the funds’ statements of assets and liabilities and/or the effect on the funds’ statements of operations resulting from the funds’ use of futures contracts, interest rate swaps and credit default swaps as of, or for the year ended, October 31, 2021 (dollars in thousands):

Capital Group Core Municipal Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$51	Unrealized depreciation*	$58

		Net realized loss		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(531)	Net unrealized depreciation on futures contracts	$(8)

Capital Group Short-Term Municipal Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$—	Unrealized depreciation*	$23

		Net realized loss		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(141)	Net unrealized depreciation on futures contracts	$(20)

See end of tables for footnote.

94	Private Client Services Funds

Capital Group California Core Municipal Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$94	Unrealized depreciation*	$—

		Net realized loss		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(327)	Net unrealized appreciation on futures contracts	$115

Capital Group California Short-Term Municipal Fund

		Net realized loss		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(185)	Net unrealized appreciation on futures contracts	$11

Capital Group Core Bond Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$649	Unrealized depreciation*	$1,156

		Net realized (loss) gain		Net unrealized (depreciation) appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(54)	Net unrealized depreciation on futures contracts	$(784)
Swap	Interest	Net realized gain on swap contracts	575	Net unrealized depreciation on swap contracts	(285)
Swap	Credit	Net realized loss on swap contracts	(382)	Net unrealized appreciation on swap contracts	—
			$139		$(1,069)

*	Includes cumulative appreciation/depreciation on futures contracts as reported in the applicable table following each fund’s investment portfolio. Only current day’s variation margin is reported within each fund’s statement of assets and liabilities.

Collateral — Each fund participates in a collateral program that calls for the funds to either receive or pledge highly liquid assets, such as cash or U.S. government securities, as collateral due to their use of futures contracts, interest rate swaps, credit default swaps and/or future delivery contracts. For futures contracts, interest rate swaps and credit default swaps, the program calls for the fund to pledge collateral for initial and variation margin by contract. For future delivery contracts, the program calls for the fund to either receive or pledge collateral based on the net gain or loss on unsettled contracts by certain counterparties. The purpose of the collateral is to cover potential losses that could occur in the event that either party cannot meet its contractual obligations. Non-cash collateral pledged by the fund, if any, is disclosed in the fund’s investment portfolio, and cash collateral pledged by the fund, if any, is held in a segregated account with the fund’s custodian, which is reflected as pledged cash collateral in each fund’s statement of assets and liabilities.

Private Client Services Funds	95

6. Taxation and distributions

Federal income taxation — Each fund complies with the requirements under Subchapter M of the Internal Revenue Code applicable to mutual funds and each intends to distribute substantially all of its net income and net capital gains each year. The funds are not subject to income taxes to the extent taxable income and net capital gains are distributed. Therefore, no federal income tax provision is required.

As of and during the year ended October 31, 2021, none of the funds had a liability for any unrecognized tax benefits. Each fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in their respective statements of operations. During the period, none of the funds incurred any significant interest or penalties.

Each fund’s tax returns are generally not subject to examination by federal, state and, if applicable, non-U.S. tax authorities after the expiration of each jurisdiction’s statute of limitations, which is typically three years after the date of filing but can be extended in certain jurisdictions.

Distributions — Distributions determined on a tax basis may differ from net investment income and net realized gains for financial reporting purposes. These differences are due primarily to different treatment for items such as short-term capital gains and losses; capital losses related to sales of certain securities within 30 days of purchase; income on certain investments; amortization of premiums and discounts; paydowns on fixed-income securities; net capital losses and cost of investments sold. The fiscal year in which amounts are distributed may differ from the year in which the net investment income and net realized gains are recorded by the funds for financial reporting purposes. The funds may also designate a portion of the amount paid to redeeming shareholders as a distribution for tax purposes.

Additional tax basis disclosures for each fund as of October 31, 2021, were as follows (dollars in thousands):

	Capital Group Core Municipal Fund	Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund	Capital Group California Short-Term Municipal Fund	Capital Group Core Bond Fund
Undistributed ordinary income	$2,465	$535	$1,100	$112	$99
Undistributed tax-exempt income	90	26	889	9	—
Undistributed long-term capital gains	2,811	—	2,586	405	—
Capital loss carryforward*	—	—	—	—	(3,316)
Gross unrealized appreciation on investments	12,158	1,795	12,294	1,546	11,906
Gross unrealized depreciation on investments	(2,410)	(272)	(1,612)	(287)	(4,024)
Net unrealized appreciation on investments	9,748	1,523	10,682	1,259	7,882
Cost of investments	782,981	202,493	643,789	182,581	668,328
Reclassification from total distributable earnings/accumulated loss to capital paid in on shares of beneficial interest	254	337	177	126	(1)

*	Each fund’s capital loss carryforwards will be used to offset any capital gains realized by each fund in future years. Each fund will not make distributions from capital gains while a capital loss carryforward remains.

96	Private Client Services Funds

Distributions paid by each fund were characterized for tax purposes as follows (dollars in thousands):

	Year ended October 31, 2021
	Tax-exempt income	Ordinary income	Long-term capital gains	Total distributions paid
Capital Group Core Municipal Fund	$8,677	$2,349	$4,808	$15,834
Capital Group Short-Term Municipal Fund	1,747	513	—	2,260
Capital Group California Core Municipal Fund	6,692	841	4,471	12,004
Capital Group California Short-Term Municipal Fund	1,439	117	527	2,083
Capital Group Core Bond Fund	—	15,330	6,786	22,116

	Year ended October 31, 2020
	Tax-exempt income	Ordinary income	Long-term capital gains	Total distributions paid
Capital Group Core Municipal Fund	$10,394	$620	$184	$11,198
Capital Group Short-Term Municipal Fund	2,262	—	—	2,262
Capital Group California Core Municipal Fund	9,118	565	153	9,836
Capital Group California Short-Term Municipal Fund	1,955	—	—	1,955
Capital Group Core Bond Fund	—	10,989	1,116	12,105

7. Fees and transactions with related parties

CRMC, the funds’ investment adviser, is the parent company of American Funds Service Company® (“AFS”), the funds’ transfer agent. CRMC and AFS are considered related parties to each fund.

Investment advisory services — Each fund has an investment advisory and service agreement with CRMC that provides for monthly fees accrued daily. The fee for Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund and Capital Group Core Bond Fund is 0.25% of the daily net assets of each fund.

Transfer agent services — Each fund has a shareholder services agreement with AFS under which each fund compensates AFS for providing transfer agent services. These services include recordkeeping, shareholder communications and transaction processing. In addition, each fund reimburses AFS for amounts paid to third parties for performing transfer agent services on behalf of fund shareholders.

Miscellaneous fee reimbursements — CRMC has agreed to reimburse a portion of miscellaneous fees and expenses for Capital Group Short-Term Municipal Fund to limit the fund’s total annual operating expenses to 0.30% (as a percentage of daily net assets). Miscellaneous expenses exclude investment advisory services fees. These reimbursements may be adjusted or discontinued by CRMC, subject to any restrictions in the series’ prospectus. For the year ended October 31, 2021, total fees and expenses reimbursed by CRMC were $11,000 for Capital Group Short-Term Municipal Fund. CRMC will not recoup all or a portion of these reimbursements. Fees and expenses in each fund’s statement of operations are presented gross of any reimbursements from CRMC.

Affiliated officers and trustees — Officers and certain trustees of the series are or may be considered to be affiliated with CRMC. No affiliated officers or trustees received any compensation directly from the series.

Investment in CCF — Capital Group Core Bond Fund holds shares of CCF, an institutional prime money market fund managed by CRMC. CCF invests in high-quality, short-term money market instruments and is used as the primary investment vehicle for the fund’s short-term investments. CCF shares are only available for purchase by CRMC, its affiliates, and other funds managed by CRMC. CCF shares are not available to the public. CRMC does not receive an investment advisory services fee from CCF.

Security transactions with related funds — The funds may purchase from, or sell securities to, other CRMC-managed funds (or accounts managed by certain affiliates of CRMC) under procedures adopted by the funds’ board of trustees. The funds involved in such transactions are considered related by virtue of having a common investment adviser (or affiliated investment advisers), common trustees and/or common officers. When such transactions occur, each transaction is executed at the current market price of the security and no brokerage commissions or fees are paid in accordance with Rule 17a-7 of the 1940 Act.

Private Client Services Funds	97

The following table presents purchase and sales transactions, if any, between each fund and related funds and the net realized gains from such sales as of October 31, 2021 (dollars in thousands):

Fund	Purchases	Sales	Net realized gain
Capital Group Core Municipal Fund	$5	$1,320	$25
Capital Group Short-Term Municipal Fund	97	355	14
Capital Group California Core Municipal Fund	2,215	13,115	635
Capital Group California Short-Term Municipal Fund	2,437	4,567	148
Capital Group Core Bond Fund	—	1,194	39

Interfund lending — Pursuant to an exemptive order issued by the SEC, the funds, along with other CRMC-managed funds (or funds managed by certain affiliates of CRMC), may participate in an interfund lending program. The program provides an alternate credit facility that permits the funds to lend or borrow cash for temporary purposes directly to or from one another, subject to the conditions of the exemptive order. The funds did not lend or borrow cash through the interfund lending program at any time during the year ended ended October 31, 2021.

8. Indemnifications

The series’ organizational documents provide board members and officers with indemnification against certain liabilities or expenses in connection with the performance of their duties to the series. In the normal course of business, the series may also enter into contracts that provide general indemnifications. Each fund’s maximum exposure under these arrangements is unknown since it is dependent on future claims that may be made against the series. The risk of material loss from such claims is considered remote. Insurance policies are also available to the series’ board members and officers.

9. Capital share transactions

Capital share transactions in the funds were as follows (dollars and shares in thousands):

	Sales		Reinvestment of distributions		Repurchases		Net increase (decrease)
Fund	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended October 31, 2021

Capital Group Core Municipal Fund	$191,931	17,895	$15,789	1,472	$(65,098)	(6,065)	$142,622	13,302
Capital Group Short-Term Municipal Fund	135,966	13,169	2,260	219	(142,168)	(13,767)	(3,942)	(379)
Capital Group California Core Municipal Fund	103,909	9,577	12,004	1,106	(70,484)	(6,480)	45,429	4,203
Capital Group California Short-Term Municipal Fund	68,363	6,590	2,083	201	(86,228)	(8,316)	(15,782)	(1,525)
Capital Group Core Bond Fund	109,167	10,477	21,938	2,097	(28,951)	(2,773)	102,154	9,801

Year ended October 31, 2020

Capital Group Core Municipal Fund	$106,929	10,012	$11,142	1,046	$(61,713)	(5,824)	$56,358	5,234
Capital Group Short-Term Municipal Fund	154,195	15,083	2,262	221	(78,103)	(7,630)	78,354	7,674
Capital Group California Core Municipal Fund	106,925	9,888	9,834	910	(54,707)	(5,130)	62,052	5,668
Capital Group California Short-Term Municipal Fund	111,175	10,735	1,955	189	(79,577)	(7,685)	33,553	3,239
Capital Group Core Bond Fund	97,338	9,219	11,994	1,147	(41,185)	(3,901)	68,147	6,465

98	Private Client Services Funds

10. Investment transactions

The funds made purchases and sales of investment securities during the year ended October 31, 2021, as follows (dollars in thousands):

	Capital Group Core Municipal Fund	Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund	Capital Group California Short-Term Municipal Fund	Capital Group Core Bond Fund
Purchases of investment securities*	$330,447	$91,436	$223,741	$75,899	$1,145,566
Sales of investment securities*	298,418	108,382	232,398	102,309	1,079,222

*	Excludes short-term securities and U.S. government obligations, if any.

Private Client Services Funds	99

Financial highlights

		Income (loss) from investment operations[1]			Dividends and distributions
Year ended	Net asset value, beginning of year	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of year	Total return[2]	Net assets, end of year (in millions)	Ratio of expenses to average net assets before reimbursements[3]	Ratio of expenses to average net assets after reimbursements[2,3]	Ratio of net income to average net assets[2]
Capital Group Core Municipal Fund
10/31/2021	$10.76	$.13	$(.02)	$.11	$(.13)	$(.12)	$(.25)	$10.62	.99%	$785	.28%	.28%	1.20%
10/31/2020	10.55	.18	.22	.40	(.18)	(.01)	(.19)	10.76	3.87	652	.28	.28	1.70
10/31/2019	10.15	.22	.40	.62	(.22)	—	(.22)	10.55	6.15	584	.28	.28	2.11
10/31/2018	10.41	.21	(.26)	(.05)	(.19)	(.02)	(.21)	10.15	(.32)	474	.27	.27	2.04
10/31/2017	10.48	.21	(.07)	.14	(.21)	— [4]	(.21)	10.41	1.39	442	.35	.34	2.02
Capital Group Short-Term Municipal Fund
10/31/2021	$10.33	$.09	$(.04)	$.05	$(.09)	$(.03)	$(.12)	$10.26	.43%	$203	.31%	.30%	.87%
10/31/2020	10.15	.14	.18	.32	(.14)	—	(.14)	10.33	3.16	208	.32	.30	1.36
10/31/2019	9.93	.19	.22	.41	(.19)	—	(.19)	10.15	4.19	127	.35	.30	1.92
10/31/2018	10.09	.17	(.18)	(.01)	(.15)	—	(.15)	9.93	.05	138	.32	.30	1.67
10/31/2017	10.11	.14	(.02)	.12	(.14)	— [4]	(.14)	10.09	1.26	150	.41	.35	1.42
Capital Group California Core Municipal Fund
10/31/2021	$10.90	$.13	$(.08)	$.05	$(.11)	$(.09)	$(.20)	$10.75	.53%	$664	.27%	.27%	1.17%
10/31/2020	10.73	.17	.18	.35	(.17)	(.01)	(.18)	10.90	3.29	627	.28	.28	1.55
10/31/2019	10.34	.20	.40	.60	(.20)	(.01)	(.21)	10.73	5.84	557	.28	.28	1.89
10/31/2018	10.57	.19	(.23)	(.04)	(.18)	(.01)	(.19)	10.34	(.27)	452	.27	.27	1.85
10/31/2017	10.69	.20	(.11)	.09	(.20)	(.01)	(.21)	10.57	.84	388	.35	.34	1.88
Capital Group California Short-Term Municipal Fund
10/31/2021	$10.39	$.08	$(.07)	$.01	$(.08)	$(.03)	$(.11)	$10.29	.12%	$182	.29%	.29%	.76%
10/31/2020	10.28	.12	.11	.23	(.12)	—	(.12)	10.39	2.26	199	.30	.30	1.16
10/31/2019	10.06	.15	.22	.37	(.15)	—	(.15)	10.28	3.55	164	.32	.30	1.46
10/31/2018	10.21	.13	(.15)	(.02)	(.12)	(.01)	(.13)	10.06	(.07)	129	.31	.30	1.28
10/31/2017	10.23	.11	(.02)	.09	(.11)	— [4]	(.11)	10.21	.97	120	.42	.35	1.11
Capital Group Core Bond Fund
10/31/2021	$10.70	$.14	$(.20)	$(.06)	$(.15)	$(.25)	$(.40)	$10.24	(.60)%	$640	.28%	.28%	1.36%
10/31/2020	10.31	.18	.46	.64	(.19)	(.06)	(.25)	10.70	6.28	564	.28	.28	1.73
10/31/2019	9.82	.23	.48	.71	(.22)	—	(.22)	10.31	7.33	477	.28	.28	2.24
10/31/2018	10.14	.21	(.34)	(.13)	(.19)	—	(.19)	9.82	(1.14)	446	.28	.28	2.08
10/31/2017	10.31	.16	(.12)	.04	(.16)	(.05)	(.21)	10.14	.41	416	.35	.34	1.58

Portfolio turnover rate for all share classes	Year ended October 31,
excluding mortgage dollar roll transactions[5,6]	2021	2020	2019	2018	2017
Capital Group Core Bond Fund	48%	80%	114%	41%	52%

Portfolio turnover rate for all share classes,	Year ended October 31,
including mortgage dollar roll transactions[6]	2021	2020	2019	2018	2017
Capital Group Core Municipal Fund	48%	62%	38%	55%	47%
Capital Group Short-Term Municipal Fund	51	58	50	70	42
Capital Group California Core Municipal Fund	38	37	22	69	27
Capital Group California Short-Term Municipal Fund	43	42	39	65	36
Capital Group Core Bond Fund	217	158	151	110	95

[1]	Based on average shares outstanding.
[2]	This column reflects the impact, if any, of miscellaneous fee reimbursements from CRMC.
[3]	Ratios do not include expenses of any Central Funds. The fund indirectly bears its proportionate share of the expenses of any Central Funds, if applicable.
[4]	Amount less than $.01.
[5]	Refer to Note 5 for further information on mortgage dollar rolls.
[6]	Rates do not include the fund’s portfolio activity with respect to any Central Funds, if applicable.

See notes to financial statements.

100	Private Client Services Funds

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Capital Group Private Client Services Funds and Shareholders of Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short- Term Municipal Fund, and Capital Group Core Bond Fund

Opinions on the Financial Statements

We have audited the accompanying statements of assets and liabilities, including the investment portfolios, of Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund, and Capital Group Core Bond Fund (constituting Capital Group Private Client Services Funds, hereafter collectively referred to as the “Funds”) as of October 31, 2021, the related statements of operations for the year ended October 31, 2021, the statements of changes in net assets for each of the two years in the period ended October 31, 2021, including the related notes, and the financial highlights for each of the four years in the period ended October 31, 2021 (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of each of the Funds as of October 31, 2021, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period ended October 31, 2021 and each of the financial highlights for each of the four years in the period ended October 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

The financial statements of the Funds as of and for the year ended October 31, 2017 and the financial highlights for each of the periods ended on or prior to October 31, 2017 (not presented herein, other than the financial highlights for the period ended October 31, 2017) were audited by other auditors whose report dated December 19, 2017 expressed an unqualified opinion on those financial statements and financial highlights.

Basis for Opinions

These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on the Funds’ financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Funds in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of October 31, 2021 by correspondence with the custodian, transfer agent and brokers; when replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
December 15, 2021

We have served as the auditor of one or more investment companies in The Capital Group Companies Investment Company Complex since 1934.

Private Client Services Funds	101

American Funds Short-Term Tax-Exempt Bond Fund®
Limited Term Tax-Exempt Bond Fund of America®
The Tax-Exempt Bond Fund of America®
American High-Income Municipal Bond Fund®
The Tax-Exempt Fund of California®
American Funds Tax-Exempt Fund of New York®

Annual reports for the year ended July 31, 2021

Invest in
municipal bonds
for tax-advantaged
income

These six municipal bond funds are offered by Capital Group, home of American Funds, one of the nation’s largest mutual fund families. For 90 years, Capital Group has invested with a long-term focus based on thorough research and attention to risk.

Fund results shown in this report, unless otherwise indicated, are for Class F-2 shares. Class A share results are shown at net asset value unless otherwise indicated. If a sales charge had been deducted from Class A shares (maximum 2.50% for American Funds Short-Term Tax-Exempt Bond Fund and Limited Term Tax-Exempt Bond Fund of America; 3.75% for The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York), the results would have been lower. Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. Prices and returns will vary, so investors may lose money. Investing for short periods makes losses more likely. For current information and month-end results, visit capitalgroup.com.

Here are the total returns on a $1,000 investment with all distributions reinvested for periods ended June 30, 2021 (the most recent calendar quarter-end), and the total annual fund operating expense ratios as of the prospectus dated October 1, 2021 (unaudited):

	Cumulative total returns	Average annual total returns		Gross
	1 year	5 years	10 years	expense ratios

American Funds Short-Term Tax-Exempt Bond Fund
Class F-2 shares	1.13%	1.56%	1.37%	0.45%
Class A shares*	–1.48	0.98	1.06	0.57

Limited Term Tax-Exempt Bond Fund
Class F-2 shares	2.36	2.30	2.69	0.34
Class A shares*	–0.43	1.58	2.23	0.58

The Tax-Exempt Bond Fund of America
Class F-2 shares	5.30	3.31	4.60	0.33
Class A shares*	1.16	2.38	4.05	0.50

American High-Income Municipal Bond Fund
Class F-2 shares	11.30	4.88	6.53	0.41
Class A shares*	6.86	3.86	5.92	0.65

The Tax-Exempt Fund of California
Class F-2 shares	5.12	3.22	4.90	0.40
Class A shares*	1.01	2.29	4.36	0.57

American Funds Tax-Exempt Fund of New York
Class F-2 shares	6.56	3.04	4.24	0.50	†
Class A shares*	2.35	2.11	3.72	0.67	†

*	Reflects deduction of the maximum sales charge.
†	The net expense ratios for Class F-2 and Class A shares were 0.45% and 0.62%, respectively, as of the prospectus dated October 1, 2021 (unaudited).

For other share class results, visit capitalgroup.com. A summary of each fund’s 30-day yield can be found on page 3.

Investment results assume all distributions are reinvested and reflect applicable fees and expenses. The investment adviser is currently reimbursing a portion of other expenses for each share class of American Funds Tax-Exempt Fund of New York. Investment results and the net expense ratios reflect the reimbursement, without which the results would have been lower and the expense ratios would have been higher. This reimbursement will be in effect through at least October 1, 2022, unless modified or terminated by the fund’s board. The adviser may elect at its discretion to extend, modify or terminate the reimbursement at that time. Visit capitalgroup.com for more information.

Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity, so they may lose value.

Contents

1	Letter to investors

4	Fund reviews

10	Results at a glance

Investment portfolios

12	American Funds Short-Term Tax-Exempt Bond Fund

40	Limited Term Tax-Exempt Bond Fund of America

90	The Tax-Exempt Bond Fund of America

212	American High-Income Municipal Bond Fund

289	The Tax-Exempt Fund of California

325	American Funds Tax-Exempt Fund of New York

333	Financial statements

380	Boards of trustees and other officers

Fellow investors:

We are pleased to present this report for American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York. It covers the 12-month period ended July 31, 2021, the conclusion of the funds’ fiscal year.

The ongoing pandemic continued to create volatility during the first half of the fiscal year, causing the U.S. economy to contract by 3.5% in 2020. By July 2021, as vaccination rates increased and normal activity began to resume, economic growth increased by 6.5% in the second quarter of 2021.

In the wake of economic upheaval from the pandemic, trillions in government aid and accomodative Federal Reserve (Fed) policy have helped support both an economic rebound and strong financial conditions. During this period the municipal market has benefited from strong demand from investors seeking both income and shelter from potential tax hikes.

Municipal credit fundamentals have improved, and investor expectations have risen for growth and inflation. Total returns ranged from 9.78% for American High-Income Municipal Bond Fund to 0.68% for American Funds Short-Term Tax-Exempt Bond fund. (See pages 3 through 11 for fund-specific results and information.)

Economic and market overview

State and local governments received substantial aid from the $6 trillion allocated in three separate relief packages to address the impact of COVID. This aid gave those entities a source of stability as revenues declined during the COVID-related shutdowns. These funds have helped to improve fundamentals, and municipal credit is in arguably better shape now than before the pandemic.

While economic activity is resuming, labor market and supply chain disruptions persist. The biggest risk for municipals currently is the pace of inflation and the trajectory of interest rates overall, as well as further COVID-related disruptions.

While inflation pressures are building in certain areas of the U.S. economy, the Fed has indicated that while interest rate hikes are not likely in the near future, a gradual tightening of monetary policy in the coming quarters is possible. The federal funds rate remains near zero, and the central bank in July voted to continue its program of government-backed bond purchases.

Both U.S. GDP and employment rebounded by the end of this fiscal year compared to the year before. The unemployment rate has declined from its previous highs but still rests above pre-pandemic levels.

Year-to-date gross tax-exempt issuance was $197 billion through July 31, according to Bloomberg.

Bloomberg Barclays High Yield Municipal Bond Index (a market value-weighted index composed of municipal bonds rated below BBB/Baa) returned 12.65%, leading the 3.29% return posted by Bloomberg Barclays Municipal Bond Index, a measure of the long-term investment-grade (bonds rated BBB/Baa and above) tax-exempt market.

American Funds Tax-Exempt Funds	1

Inside the funds

Municipal bonds, in general, continued to provide stability and diversification in portfolios as price fluctuations have been less pronounced than those of equities over longer periods. During municipal market volatility, fund managers were able to stay flexible — acting on credit movement and taking advantage of emerging investment opportunities across sectors.

The fund managers’ long-term approach favors areas such as housing, utilities and education, resulting in greater exposure to revenue bonds. Managers have also found attractive investments in health care bonds despite uncertainty in the industry.

Looking ahead

Any financial market optimism is tempered by concerns over COVID-19 infections, relatively high unemployment and a potential subsequent economic slowdown.

At the time of publication, Congressional negotiations over a bipartisan trillion dollar infrastructure package were ongoing. On August 10, shortly after the close of the funds’ fiscal year-end, the Senate approved the plan, moving the legislation forward. Spending on public works projects generally boosts local economies and credits.

Longer term, fund managers will continue to monitor COVID’s impact across existing and prospective holdings while also balancing fundamental views when considering municipal bond valuations. The focus is on identifying credits with attractive risk-adjusted potential returns.

Duration and yield curve management are important factors moving forward, as the timing and pacing of any Fed actions will be an important driver of bond valuations. We are particularly focused on revenue bond issuers, as they are less likely to be directly affected by the long-term liability issues facing state and local governments, and may provide a measure of stability for long-term investors.

Thank you for your support. We endeavor to be responsible custodians of your capital.

Sincerely,

Aaron Applebaum
President, American Funds Short-Term Tax-Exempt Bond Fund

Mark Marinella

President, Limited Term Tax-Exempt Bond Fund of America

Chad M. Rach

President, American High-Income Municipal Bond Fund

Jerome Solomon

President, American Funds Tax-Exempt Fund of New York

Karl J. Zeile

President, The Tax-Exempt Bond Fund of America and The Tax-Exempt Fund of California

September 10, 2021

For current information about the funds, visit capitalgroup.com.

Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch, as an indication of an issuer’s creditworthiness.

2	American Funds Tax-Exempt Funds

Funds’ 30-day yields

Below is a summary of each fund’s 30-day yield and 12-month distribution rate for Class F-2 and Class A shares as of August 31, 2021. For Class A shares both measures reflect the maximum sales charge (2.50% for American Funds Short-Term Tax-Exempt Bond Fund and Limited Term Tax-Exempt Bond Fund of America; 3.75% for The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York). Each fund’s 30-day yield is calculated in accordance with the U.S. Securities and Exchange Commission (SEC) formula. The SEC yield reflects the rate at which each fund is earning income on its current portfolio of securities while the distribution rate reflects the funds’ past dividends paid to shareholders. Accordingly, the funds’ SEC yields and distribution rates may differ.

	SEC 30-day yield		12-month distribution rate

American Funds Short-Term Tax-Exempt Bond Fund
Class F-2 shares	0.02	%*	0.75%
Class A shares	–0.10	*	0.62

Limited Term Tax-Exempt Bond Fund
Class F-2 shares	0.30		1.17
Class A shares	0.06		0.91

The Tax-Exempt Bond Fund of America
Class F-2 shares	0.82		2.20
Class A shares	0.61		1.95

American High-Income Municipal Bond Fund
Class F-2 shares	1.41		3.04
Class A shares	1.13		2.70

The Tax-Exempt Fund of California
Class F-2 shares	0.76		2.22
Class A shares	0.55		1.97

American Funds Tax-Exempt Fund of New York
Class F-2 shares	0.66	†	2.30
Class A shares	0.45	†	2.05

*	The SEC 30-day yields for Class F-2 and Class A shares were 0.03% and –0.09%, respectively, with the fund’s reimbursement.
†	The SEC 30-day yields for Class F-2 and Class A shares were 0.70% and 0.49%, respectively, with the fund’s reimbursement.

The return of principal for bond funds and for funds with significant underlying bond holdings is not guaranteed. Fund shares are subject to the same interest rate, inflation and credit risks associated with the underlying bond holdings. Income may be subject to state or local income taxes and/or federal alternative minimum taxes. Also, certain other income (such as distributions from gains on the sale of certain bonds purchased at less than par value, for The Tax-Exempt Bond Fund of America), as well as capital gain distributions, may be taxable. High-yield/lower rated bonds are subject to greater fluctuations in value and risk of loss of income and principal than investment-grade/higher rated bonds. The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York are more susceptible to factors adversely affecting issuers of each state’s tax-exempt securities than a more widely diversified municipal bond fund. Refer to the funds’ prospectus and the Risk Factors section of this report for more information on these and other risks associated with investing in the funds.

American Funds Tax-Exempt Funds	3

American Funds Short-Term Tax-Exempt Bond Fund

American Funds Short-Term Tax-Exempt Bond Fund seeks to provide current income exempt from regular federal income tax, consistent with the maturity and quality standards described in the prospectus, and to preserve capital.

The fund registered a total return of 0.68% for the fiscal year, lagging the 1.11% increase posted by the Bloomberg Barclays Municipal Short 1–5 Years Index, a market value-weighted index that includes investment-grade (rated BBB/Baa and above) tax-exempt bonds with maturities of one to five years. The fund also lagged the 1.04% return of the Lipper Short Municipal Debt Funds Average, a peer group measure. For the fiscal year, the fund paid dividends totaling about 8 cents a share. Housing bonds were among the largest contributors to the fund’s returns.

The fund uses derivatives to manage its exposure to interest rates and the yield curve. Instruments such as U.S. Treasury futures might be used when cash bonds are unavailable or not attractively priced.

The market index is unmanaged and, therefore, has no expenses. Investors cannot invest directly in an index. Bloomberg Barclays source: Bloomberg Index Services Ltd. Lipper averages reflect the current composition of all eligible mutual funds (all share classes) within a given category. Lipper source: Refinitiv Lipper. Lipper categories are dynamic, and averages may have few funds, especially over longer periods. To see the number of funds included in the Lipper category for each fund’s lifetime, please view the Quarterly Statistical Update, available at capitalgroup.com.

How a hypothetical $10,000 investment has grown

(with all distributions reinvested)

The results shown are before taxes on fund distributions and sale of fund shares.

Average annual total returns based on a hypothetical $1,000 investment

For periods ended July 31, 2021

	1 year	5 years	10 years

Class F-2 shares	0.68%	1.55%	1.35%
Class A shares*	–1.99	0.97	1.04

*	Reflects payment of the maximum 2.50% sales charge.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. Prices and returns will vary, so investors may lose money. Investing for short periods makes losses more likely. For current information and month-end results, visit capitalgroup.com.

4	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America

Limited Term Tax-Exempt Bond Fund of America seeks to provide current income exempt from regular federal income tax, consistent with the maturity and quality standards described in the prospectus, and to preserve capital.

The fund generated a total return of 1.74% for the fiscal year. This led the 1.68% return posted by the Bloomberg Barclays Municipal Short-Intermediate 1—10 Years Index, a market value-weighted index that includes investment-grade (rated BBB/Baa and above) tax-exempt bonds with maturities of one to 10 years. The fund lagged the 1.82% return of the Lipper Short-Intermediate Municipal Debt Funds Average, a peer group measure. The fund paid monthly dividends totaling about 19.5 cents a share.

Transportation and tobacco bonds aided the fund. The fund uses derivatives to manage its exposure to interest rates and the yield curve. Instruments such as U.S. Treasury futures might be used when cash bonds are unavailable or not attractively priced.

The market index is unmanaged and, therefore, has no expenses. Investors cannot invest directly in an index. Bloomberg Barclays source: Bloomberg Index Services Ltd. Lipper averages reflect the current composition of all eligible mutual funds (all share classes) within a given category. Lipper source: Refinitiv Lipper. Lipper categories are dynamic, and averages may have few funds, especially over longer periods. To see the number of funds included in the Lipper category for each fund’s lifetime, please view the Quarterly Statistical Update, available at capitalgroup.com.

How a hypothetical $10,000 investment has grown

(with all distributions reinvested)

The results shown are before taxes on fund distributions and sale of fund shares

Average annual total returns based on a hypothetical $1,000 investment

For periods ended July 31, 2021

	1 year	5 years	10 years

Class F-2 shares	1.74%	2.36%	2.63%
Class A shares*	–1.06	1.63	2.17

*	Reflects payment of the maximum 2.50% sales charge.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. Prices and returns will vary, so investors may lose money. Investing for short periods makes losses more likely. For current information and month-end results, visit capitalgroup.com.

American Funds Tax-Exempt Funds	5

The Tax-Exempt Bond Fund of America

The Tax-Exempt Bond Fund of America seeks to provide a high level of current income exempt from federal income tax, consistent with the preservation of capital.

The fund generated a 4.24% total return for the fiscal year, which beat the 3.29% return of the Bloomberg Barclays Municipal Bond Index, a market value-weighted index designed to represent the long-term investment grade (bonds rated BBB/Baa and above) tax-exempt bond market. The fund’s return lagged the 4.87% total return of the Lipper General & Insured Municipal Debt Funds Average, a peer group measure. The fund’s monthly dividends totaled about 30.5 cents a share.

Health care, transportation and special tax bonds helped boost fund results. Utility bonds were additive but posted lower returns.

The market index is unmanaged and, therefore, has no expenses. Investors cannot invest directly in an index. Bloomberg Barclays source: Bloomberg Index Services Ltd. Lipper averages reflect the current composition of all eligible mutual funds (all share classes) within a given category. Lipper source: Refinitiv Lipper. Lipper categories are dynamic, and averages may have few funds, especially over longer periods. To see the number of funds included in the Lipper category for each fund’s lifetime, please view the Quarterly Statistical Update, available at capitalgroup.com.

How a hypothetical $10,000 investment has grown

(with all distributions reinvested)

The results shown are before taxes on fund distributions and sale of fund shares.

Average annual total returns based on a hypothetical $1,000 investment

For periods ended July 31, 2021

	1 year	5 years	10 years

Class F-2 shares	4.24%	3.46%	4.55%
Class A shares*	0.14	2.52	4.01

*	Reflects payment of the maximum 3.75% sales charge.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. Prices and returns will vary, so investors may lose money. Investing for short periods makes losses more likely. For current information and month-end results, visit capitalgroup.com.

6	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund

American High-Income Municipal Bond Fund seeks to provide a high level of current income exempt from regular federal income tax.

The fund produced a total return of 9.78% for the fiscal year, lagging the 12.65% return of the Bloomberg Barclays High Yield Municipal Bond Index (a market value-weighted index composed of municipal bonds rated below BBB/Baa). By comparison, the Bloomberg Barclays Municipal Bond Index, a measure of the investment-grade municipal market, advanced 3.29%. The fund lagged the Lipper High Yield Municipal Debt Funds Average (a peer group measure), which returned 9.84%. For the 12 months, the fund paid dividends totaling about 53 cents a share.

The fund uses derivatives to manage its exposure to interest rates and the yield curve. Instruments such as U.S. Treasury futures might be used when cash bonds are unavailable or not attractively priced.

The market indexes are unmanaged and, therefore, have no expenses. Investors cannot invest directly in an index. Bloomberg Barclays source: Bloomberg Index Services Ltd. Lipper averages reflect the current composition of all eligible mutual funds (all share classes) within a given category. Lipper source: Refinitiv Lipper. Lipper categories are dynamic, and averages may have few funds, especially over longer periods. To see the number of funds included in the Lipper category for each fund’s lifetime, please view the Quarterly Statistical Update, available at capitalgroup.com.

How a hypothetical $10,000 investment has grown

(with all distributions reinvested)

The results shown are before taxes on fund distributions and sale of fund shares.

Average annual total returns based on a hypothetical $1,000 investment

For periods ended July 31, 2021

	1 year	5 years	10 years

Class F-2 shares	9.78%	5.03%	6.49%
Class A shares*	5.42	4.01	5.88

*	Reflects payment of the maximum 3.75% sales charge.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. Prices and returns will vary, so investors may lose money. Investing for short periods makes losses more likely. For current information and month-end results, visit capitalgroup.com.

American Funds Tax-Exempt Funds	7

The Tax-Exempt Fund of California

The Tax-Exempt Fund of California seeks to provide a high level of current income exempt from regular federal and California state income taxes. Its secondary objective is preservation of capital.

The fund generated a total return of 4.10% for the 12 months ended July 31, which led the 2.49% return of the Bloomberg Barclays California Municipal Index, a market value-weighted index that includes only investment-grade (rated BBB/Baa and above) tax-exempt bonds of issuers within the state of California. The fund lagged the 4.88% total return of the Lipper California Municipal Debt Funds Average, a peer group measure. The fund paid monthly dividends totaling about 41.5 cents a share.

Housing and health care bonds helped bolster fund results. The fund uses derivatives to manage its exposure to interest rates and the yield curve. Instruments such as U.S. Treasury futures might be used when cash bonds are unavailable or not attractively priced.

The market index is unmanaged and, therefore, has no expenses. Investors cannot invest directly in an index. Bloomberg Barclays source: Bloomberg Index Services Ltd. Lipper averages reflect the current composition of all eligible mutual funds (all share classes) within a given category. Lipper source: Refinitiv Lipper. Lipper categories are dynamic, and averages may have few funds, especially over longer periods. To see the number of funds included in the Lipper category for each fund’s lifetime, please view the Quarterly Statistical Update, available at capitalgroup.com.

How a hypothetical $10,000 investment has grown

(with all distributions reinvested)

The results shown are before taxes on fund distributions and sale of fund shares.

Average annual total returns based on a hypothetical $1,000 investment

For periods ended July 31, 2021

	1 year	5 years	10 years

Class F-2 shares	4.10%	3.40%	4.84%
Class A shares*	0.03	2.45	4.30

*	Reflects payment of the maximum 3.75% sales charge.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. Prices and returns will vary, so investors may lose money. Investing for short periods makes losses more likely. For current information and month-end results, visit capitalgroup.com.

8	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York

American Funds Tax-Exempt Fund of New York seeks to provide a high level of current income exempt from regular federal, New York state and New York City income taxes. Its secondary objective is preservation of capital.

The fund recorded a total return of 5.65% for the fiscal year, beating the 3.83% increase posted by Bloomberg Barclays New York Municipal Index, a market value-weighted index that includes only investment-grade (rated BBB/Baa and above) tax-exempt bonds of issuers within the state of New York. The fund’s result equaled the 5.65% return of the Lipper New York Municipal Debt Funds average, a peer group measure. For the period, the fund paid monthly dividends totaling about 26 cents a share.

The fund’s position in transportation and health care bonds helped boost returns.

The market index is unmanaged and, therefore, has no expenses. Investors cannot invest directly in an index. Bloomberg Barclays source: Bloomberg Index Services Ltd. Lipper averages reflect the current composition of all eligible mutual funds (all share classes) within a given category. Lipper source: Refinitiv Lipper. Lipper categories are dynamic, and averages may have few funds, especially over longer periods. To see the number of funds included in the Lipper category for each fund’s lifetime, please view the Quarterly Statistical Update, available at capitalgroup.com.

How a hypothetical $10,000 investment has grown

(with all distributions reinvested)

The results shown are before taxes on fund distributions and sale of fund shares.

Average annual total returns based on a hypothetical $1,000 investment

For periods ended July 31, 2021

	1 year	5 years	10 years

Class F-2 shares	5.65%	3.24%	4.24%
Class A shares*	1.53	2.30	3.71

*	Reflects payment of the maximum 3.75% sales charge.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. Prices and returns will vary, so investors may lose money. Investing for short periods makes losses more likely. For current information and month-end results, visit capitalgroup.com.

American Funds Tax-Exempt Funds	9

Results at a glance

For periods ended July 31, 2021, with distributions reinvested

	Cumulative total returns	Average annual total returns
	1 year	5 years	10 years	Lifetime (from Class A inception)

American Funds Short-Term Tax-Exempt Bond Fund
Class F-2 shares (since 8/12/09)	0.68%	1.55%	1.35%	1.52%
Class A shares (since 8/7/09)	0.56	1.47	1.29	1.46
Bloomberg Barclays Municipal Short 1–5 Years Index	1.11	1.78	1.69	1.91
Lipper Short Municipal Debt Funds Average	1.04	1.31	1.15	1.30

Limited Term Tax-Exempt Bond Fund of America
Class F-2 shares (since 8/18/08)	1.74	2.36	2.63	3.96
Class A shares (since 10/6/93)	1.50	2.15	2.43	3.76
Bloomberg Barclays Municipal Short-Intermediate
1–10 Years Index	1.68	2.39	2.66	4.02
Lipper Short-Intermediate Municipal Debt Funds Average	1.82	1.86	2.06	3.26

The Tax-Exempt Bond Fund of America
Class F-2 shares (since 8/1/08)	4.24	3.46	4.55	6.41
Class A shares (since 10/3/79)	4.06	3.31	4.40	6.27
Bloomberg Barclays Municipal Bond Index	3.29	3.41	4.27	—*
Lipper General & Insured Municipal Debt Funds Average	4.87	3.37	4.35	6.15

American High-Income Municipal Bond Fund
Class F-2 shares (since 8/12/08)	9.78	5.03	6.49	5.82
Class A shares (since 9/26/94)	9.52	4.81	6.28	5.63
Bloomberg Barclays Municipal Bond Index	3.29	3.41	4.27	5.25
Bloomberg Barclays High Yield Municipal Bond Index	12.65	6.30	6.95	—*
Lipper High Yield Municipal Debt Funds Average	9.84	4.48	5.85	5.23

The Tax-Exempt Fund of California
Class F-2 shares (since 8/22/08)	4.10	3.40	4.84	5.53
Class A shares (since 10/28/86)	3.92	3.24	4.70	5.40
Bloomberg Barclays California Municipal Index	2.49	3.27	4.55	—*
Lipper California Municipal Debt Funds Average	4.88	3.30	4.86	5.44

American Funds Tax-Exempt Fund of New York
Class F-2 shares (since 11/1/10)	5.65	3.24	4.24	4.12
Class A shares (since 11/1/10)	5.46	3.08	4.11	4.00
Bloomberg Barclays New York Municipal Index	3.83	3.19	4.08	3.91
Lipper New York Municipal Debt Funds Average	5.65	3.25	4.06	3.73

*	This index did not exist at the fund’s inception.

Class F-2 shares were first offered on August 1, 2008. Class F-2 share results prior to the date of first sale are hypothetical based on the results of the original share class of the fund without a sales charge, adjusted for typical estimated expenses. Visit capitalgroup.com for more information on specific expense adjustments and the actual dates of first sale.

10	American Funds Tax-Exempt Funds

Bloomberg Barclays Municipal Short 1–5 Years Index is a market value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to five years. Bloomberg Barclays Municipal Short-Intermediate 1–10 Years Index is a market value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to 10 years. Bloomberg Barclays Municipal Bond Index is a market value-weighted index designed to represent the long-term investment-grade tax-exempt bond market. Bloomberg Barclays High Yield Municipal Bond Index is a market value-weighted index composed of municipal bonds rated below BBB/Baa. Bloomberg Barclays California Municipal Index is a market value-weighted index that includes only investment-grade (rated BBB/Baa and above) tax-exempt bonds of issuers within the state of California. Bloomberg Barclays New York Municipal Index is a market value-weighted index that includes only investment-grade (rated BBB/Baa and above) tax-exempt bonds of issuers within the state of New York.

The market indexes are unmanaged and, therefore, have no expenses. Investors cannot invest directly in an index. Bloomberg Barclays source: Bloomberg Index Services Ltd. Lipper averages reflect the current composition of all eligible mutual funds (all share classes) within a given category. Lipper source: Refinitiv Lipper. Lipper categories are dynamic and averages may have few funds, especially over longer periods. To see the number of funds included in the Lipper category for each fund’s lifetime, please view the Quarterly Statistical Update, available at capitalgroup.com.

American Funds Tax-Exempt Funds	11

American Funds Short-Term Tax-Exempt Bond Fund

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated“ category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 82.84%	Principal amount (000)	Value (000)
Alabama 0.96%
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2049 (put 2025)	$3,815	$4,355
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	2,420	2,820
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	5,500	5,667
Housing Fin. Auth., Multi Family Housing Rev. Bonds (Capstone at Kinsey Cove Project), Series 2020-A, 0.35% 2023 (put 2023)	1,680	1,685
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,000	1,054
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2023	1,500	1,653
		17,234

Alaska 0.34%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044	2,060	2,282
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	495	525
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2032 (preref. 2023)	1,120	1,248
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2033 (preref. 2023)	540	601
International Airport System, Rev. Ref. Bonds, Series 2016-C, AMT, 5.00% 2021	1,380	1,391
		6,047

Arizona 1.75%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2026	5,240	6,278
County of Coconino, Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-A, AMT, 1.875% 2032 (put 2023)	700	717
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2022	490	508
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 4.00% 2023	130	139
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 5.00% 2025	145	170
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,875	2,052
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,450	1,552
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,125	1,218
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	1,445	1,646
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	825	948
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,675	1,977
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,500	1,786
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2024 (preref. 2023)[1]	250	271
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2025 (preref. 2023)[1]	200	217
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-B, 5.00% 2048 (put 2022)	5,000	5,286

12	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
County of Maricopa, Pollution Control Rev. Ref. Bonds (El Paso Electric Co. Palo Verde Project), Series 2003-A, 1.05% 2038 (put 2022)	$2,680	$2,700
McAllister Academic Village LLC, Rev. Ref. Bonds (Arizona State University Hassayampa Academic Village Project), Series 2016, 5.00% 2022	400	418
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2025	2,025	2,384
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	140	160
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	830	944
Rev. Ref. Certs. of Part., Series 2019-A, 5.00% 2021	100	101
		31,472

California 6.02%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2030 (preref. 2023)	2,100	2,273
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2043 (preref. 2023)	2,005	2,171
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-A-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2045 (put 2023)[2]	1,250	1,259
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2047 (put 2023)[2]	500	504
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-G, 2.00% 2053 (put 2024)	2,200	2,280
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2056 (put 2026)[2]	665	666
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2012-F-1, 5.00% 2027 (preref. 2022)	1,000	1,033
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2014-S-6, 5.00% 2054 (preref. 2024)	1,540	1,775
City of Brea, Successor Agcy. to the Redev. Agcy. (Redev. Project AB), Tax Allocation Bonds, Capital Appreciation Bonds, Series 2011-A, 0% 2026 (preref. 2021)	1,065	745
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	845	848
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-3, 4.00% 2051 (put 2023)	1,500	1,599
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2023	205	213
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2024	195	206
County of Contra Costa, Water Rev. Ref. Notes, Series 2019-F, 2.00% 2021	165	165
East Side Union High School Dist., G.O. Bonds, 2008 Election, Series 2012-D, 5.00% 2037 (preref. 2022)	4,140	4,344
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024	400	434
Educational Facs. Auth., Rev. Bonds (University of Southern California), Series 2009-C, 5.25% 2024 (escrowed to maturity)	165	192
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2022	110	115
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	160	172
Fresno Unified School Dist., G.O. Bonds, 2010 Election, Series 2013-C, 5.50% 2046	5,000	5,542
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023	260	270
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024	120	127
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023	3,160	3,472
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	1,100	1,167
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	3,810	4,223
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2023	550	575
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2024	405	441
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2025	690	779
Hillsborough City School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2011-C, 0% 2043 (preref. 2027)	1,000	211
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.72% 2050 (put 2026)[2]	845	856
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2022	765	803
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2027	2,000	2,486
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 4.00% 2022	170	172
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	180	180
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2023	235	256

American Funds Tax-Exempt Funds	13

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	$1,055	$1,199
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	3,000	3,284
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2021)	3,910	3,954
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,300	1,362
Port of Oakland, Intermediate Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2022	1,000	1,035
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2022	2,000	2,121
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2025	1,640	1,916
Port of Oakland, Rev. Ref. Bonds, Series 2012-P, AMT, 5.00% 2026 (preref. 2022)	725	751
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	115	149
Paramount Unified School Dist., G.O. Bonds, 2006 Election, Series 2011, Assured Guaranty Municipal insured, 5.00% 2046 (preref. 2021)	8,000	8,000
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2022	135	141
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2023	155	167
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2026	600	731
Public Works Board, Lease Rev. Ref. Bonds (Dept. of State Hospitals), Series 2016-E, 5.00% 2025	1,250	1,361
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2025	1,465	1,685
Sacramento Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2024	1,300	1,475
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-C, AMT, 5.00% 2024	1,000	1,135
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	4,185	4,424
County of San Diego, Water Auth., Water Rev. Ref. Bonds, Series 2013-A, 5.00% 2034 (preref. 2022)	1,000	1,062
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2018 Election, Series 2016-D-2, 5.00% 2022	2,305	2,409
City and County of San Francisco, Airport Commission, San Francisco International Airport, Special Facs. Lease Rev. Bonds (SFO Fuel Company LLC), Series 2019-A, AMT, 5.00% 2026	1,500	1,784
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023	1,170	1,271
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2024	2,475	2,809
Cities of San Mateo and Foster City, Public Fin. Auth., Wastewater Rev. Notes, Series 2021-B, 5.00% 2025	3,125	3,717
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2022	1,000	1,045
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2023	1,400	1,531
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023	165	180
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	235	268
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2025	115	136
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023	1,180	1,290
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)	685	686
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	295	295
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	330	348
Statewide Communities Dev. Auth., Rev. Bonds (Hebrew Home for Aged Disabled), Series 2016, 3.50% 2021	105	105
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-B-1, 0.45% 2030	5	5
Regents of the University of California, General Rev. Bonds, Series 2021-BH, 5.00% 2026	115	141
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	255	301
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2013-A, BAM insured, 5.00% 2042	1,500	1,648
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045	730	777
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	2,670	2,951
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	4,975	5,450
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2015-CM, AMT, 2.45% 2031	485	493
		108,146

Colorado 1.57%
Certs. of Part., Series 2021-A, 5.00% 2025	2,060	2,474
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-B, 5.00% 2021	175	177
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-A, 5.00% 2023	775	861

14	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2027	$1,500	$1,892
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	605	606
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-C, 5.00% 2036 (put 2023)	2,000	2,223
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 5.00% 2025	4,475	5,188
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-C, Class I, 4.00% 2048	1,100	1,197
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-B-1, Class I, 4.00% 2048	955	1,043
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	715	791
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-C, Class I, 4.25% 2049	5,165	5,725
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-E, Class I, 4.25% 2049	1,490	1,657
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-E, 3.00% 2051	2,490	2,741
Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2019-C, 2.00% 2054 (put 2024)	755	795
Weld County School Dist. RE-5J, G.O. Bonds, Series 2021, 5.00% 2022	750	799
		28,169

Connecticut 1.64%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)	340	340
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2022	750	784
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 1999-U-1, 2.00% 2033 (put 2022)	1,000	1,010
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.025% 2037 (put 2024)	1,200	1,201
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	4,790	4,860
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2010-A-3, 0.25% 2049 (put 2024)	2,280	2,280
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-2, AMT, 4.00% 2041	2,405	2,611
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044	235	245
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	485	511
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.50% 2046	550	582
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	1,090	1,179
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	405	439
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-1, 3.00% 2049	1,650	1,820
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2012-F-2, AMT, 2.75% 2035	110	111
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	985	1,025
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2014-D-1, 4.00% 2044	385	394
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-C-1, 3.50% 2045	685	719
Special Tax Obligation Bonds (Transportation Infrastructure Purposes), Series 2018-B, 5.00% 2022	2,000	2,115
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2015-A, 0.375% 2035 (put 2024)	7,275	7,305
		29,531

Delaware 0.06%
G.O. Bonds, Series 2014-B, 4.00% 2024	1,000	1,113

District of Columbia 1.30%
G.O. Bonds, Series 2015-A, 5.00% 2032	3,500	4,105
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (The Strand Residences), Series 2019, 1.45% 2039 (put 2022)	2,000	2,024
Income Tax Secured Rev. Bonds, Series 2011-A, 5.00% 2022	760	772
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2024	1,500	1,698
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2026	1,115	1,355
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2026	1,000	1,222
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2021	1,155	1,164
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2022	2,000	2,113
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2022	1,300	1,374
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2022	845	893
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2023	1,000	1,105
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2024	1,000	1,148
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2025	1,000	1,188
Rev. Bonds (Association of American Medical Colleges Issue), Series 2011-B, 5.00% 2024 (preref. 2021)	3,095	3,120
		23,281

American Funds Tax-Exempt Funds	15

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida 3.48%
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 5.00% 2021	$500	$508
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 5.00% 2022	515	547
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 4.00% 2023	450	489
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)	325	325
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2023	1,250	1,379
County of Broward, Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2023	1,100	1,213
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2024	1,300	1,492
County of Broward, Airport System Rev. Bonds, Series 2019-B, AMT, 5.00% 2026	1,000	1,225
County of Broward, Airport System Rev. Ref. Bonds, Series 2015-A, AMT, 5.00% 2021	1,000	1,008
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2024	885	1,009
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	405	421
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2020-C, 5.00% 2022	875	911
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023	145	158
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2023	4,500	4,966
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2024	2,500	2,869
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	1,465	1,578
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050	2,350	2,602
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-2, 3.00% 2051	430	471
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	840	932
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	615	682
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	320	330
Housing Fin. Corp., Multi Family Mortgage Rev. Bonds (Valencia Park Apartments), Series 2021-A, FHA insured, 0.25% 2023 (put 2022)	1,435	1,436
JEA, Electric System Rev. Bonds, Series 2013-B, 5.00% 2021	500	504
JEA, Electric System Rev. Bonds, Series 2013-A-3, 5.00% 2022	420	444
JEA, Electric System Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2021)	4,650	4,687
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2021 (escrowed to maturity)	1,240	1,250
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2023	630	697
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2024	650	749
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2025	1,540	1,840
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 5.00% 2024	2,000	2,299
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2026	1,000	1,139
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Platform 3750), Series 2021, 0.25% 2024 (put 2021)	1,785	1,789
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	1,050	1,051
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2023 (preref. 2022)	1,000	1,045
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2025 (preref. 2022)	40	42
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2011-A, 7.25% 2040 (preref. 2021)	1,025	1,037
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health, Inc.), Series 2012-A, 5.00% 2042 (preref. 2022)	2,000	2,065
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)	2,550	2,553
County of Pinellas, Housing Fin. Auth., Multi Family Housing Rev. Bonds, Series 2019-B, 1.25% 2022	1,000	1,000
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)	2,375	2,621
South Broward Hospital Dist., Hospital Rev. Ref. Bonds (South Broward Hospital Dist. Obligated Group), Series 2016, 4.00% 2026	1,260	1,470
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-A, 5.00% 2027 (preref. 2022)	1,000	1,045
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	4,935	6,041
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024	525	598
		62,517

Georgia 1.75%
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	1,200	1,336
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	700	702
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	1,175	1,208
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	2,385	2,388

16	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
G.O. Bonds, Series 2013-H, 5.00% 2021	$1,000	$1,016
G.O. Bonds, Series 2019-A, 5.00% 2023	5,000	5,473
G.O. Bonds, Series 2020-A, 5.00% 2023	790	868
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2014-A-1, 4.00% 2044	165	172
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2016-A-1, 3.50% 2046	250	264
Housing Auth., Multi Family Housing Rev. Bonds (Dallas Manor Apartments Project), Series 2021, 0.25% 2024 (put 2023)	325	325
Housing Auth., Multi Family Housing Rev. Bonds (Spring Grove Apartments Project), Series 2021, 0.25% 2024 (put 2023)	2,250	2,251
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2022	1,000	1,037
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.897% 2048 (put 2023)[2]	445	449
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2023)	1,000	1,072
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	100	111
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)	2,215	2,569
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2023	145	155
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2024	190	211
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2025	200	232
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2026	280	335
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2027	220	271
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2023	160	170
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2024	170	189
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2025	195	224
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2026	200	237
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2027	200	243
City of Sandy Springs, Public Facs. Auth., Rev. Bonds (Sandy Springs City Center Project), Series 2015, 5.00% 2047 (preref. 2026)	2,000	2,434
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-B, 0.34% 2023 (put 2022)	3,400	3,408
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-A, 0.34% 2023 (put 2022)	2,000	2,005
		31,355

Hawaii 0.11%
G.O. Rev. Ref. Bonds, Series 2011-EA, 5.00% 2021	1,105	1,123
Dept. of Transportation, Airports Division, Lease Rev. Certs. of Part., Series 2013, AMT, 5.00% 2023	690	756
		1,879

Illinois 4.18%
City of Chicago, Sales Tax Rev. Ref. Bonds, Series 2011-A, 5.00% 2041 (preref. 2022)	1,000	1,020
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2022	1,000	1,020
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	2,750	3,034
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2023	1,200	1,274
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 4.00% 2022	2,800	2,934
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,000	1,060
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2021	500	507
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2022	500	532
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2026	1,000	1,144
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2025	1,265	1,504
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-1, 5.00% 2050 (put 2024)	2,585	2,916
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	285	343
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.72% 2042 (put 2026)[2]	225	225
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026	3,485	4,217
Fin. Auth., Rev. Bonds (University of Chicago), Series 2014-A, 5.00% 2021	1,545	1,557
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025	655	780

American Funds Tax-Exempt Funds	17

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2021	$4,195	$4,245
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	3,500	4,257
G.O. Bonds, Series 2021-A, 5.00% 2027	1,145	1,403
G.O. Rev. Ref. Bonds, Series 2012, 5.00% 2021	1,670	1,670
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2021	105	106
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)	1,765	1,767
Housing Dev. Auth., Multi Family Housing Rev. Notes (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.02% 2050 (put 2025)[2]	5,625	5,756
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	395	440
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2002-A, Assured Guaranty Municipal insured, 5.50% 2023	2,105	2,261
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2024	765	798
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2022	1,000	1,041
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-C, 5.00% 2023	500	531
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	2,000	2,039
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.25% 2036 (preref. 2023)	2,500	2,894
City of Springfield, Water Rev. Bonds, Series 2012, 5.00% 2037 (preref. 2022)	1,500	1,543
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-A, 5.00% 2021	1,170	1,189
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-D, 5.00% 2024	1,295	1,442
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025	2,265	2,622
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2027	500	618
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	1,825	1,951
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2024	1,500	1,671
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2018-A, 5.00% 2024	1,080	1,218
County of Will, G.O. Bonds, Series 2016, 5.00% 2045 (preref. 2025)	8,000	9,607
		75,136

Indiana 1.58%
Bond Bank, Special Program Gas Rev. Bonds, Series 2007-A, 5.25% 2021	575	581
Dev. Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 2.95% 2031 (put 2021)	1,000	1,005
Fin. Auth., Environmental Facs. Rev. Ref. Bonds (Indianapolis Power & Light Co. Project), Series 2020-B, AMT, 0.95% 2038 (put 2026)	520	519
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	325	346
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2017-A, 5.00% 2023	1,335	1,480
Fin. Auth., Rev. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2012, 5.00% 2030 (preref. 2022)	1,030	1,060
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2019-E, 5.00% 2022	1,000	1,025
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2022	445	471
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2023	690	763
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2023	220	243
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2025	1,250	1,492
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2025	1,250	1,489
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023	75	82
Franklin Township Multi-School Building Corp., Property Tax First Mortgage Ref. Bonds, Series 2012-B, 5.00% 2029 (preref. 2023)	1,165	1,248
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023	95	103
Housing and Community Dev. Auth., Collateralized Rev. Bonds (RD Moving Forward Justus Project), Series 2021, 0.33% 2024 (put 2023)	1,825	1,828
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2048	1,075	1,193
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-B-1, 3.25% 2049	330	359
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	345	383
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	825	909
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2022	750	780
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2023	65	71
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2024	635	708
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2025	775	864

18	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2016-A-1, AMT, 5.00% 2022	$1,795	$1,830
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2026	2,965	3,412
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2016-A-1, AMT, 5.00% 2028	300	360
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2033	2,000	2,291
City of Rockport, Pollution Control Rev. Ref. Bonds (AEP Generating Company Project), Series 1995-A, 1.35% 2025 (put 2022)	980	992
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2016-A, AMT, 5.00% 2046 (put 2023)	405	436
		28,323

Iowa 0.49%
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	410	459
Fin. Auth., Solid Waste Fac. Rev. Green Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021, AMT, 1.50% 2042 (put 2024)	905	915
Fin. Auth., State Revolving Fund Rev. Bonds, Series 2011, 5.00% 2026 (preref. 2021)	4,960	4,960
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	2,000	2,419
		8,753

Kansas 0.24%
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-4, (1-month USD-LIBOR x 0.70 + 0.50%) 0.57% 2024[2]	4,000	4,036
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)	265	279
		4,315

Kentucky 0.68%
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2011, 5.00% 2042 (preref. 2021)	395	396
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	800	802
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	3,950	3,967
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	1,595	1,600
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2022	1,755	1,853
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	405	426
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	2,385	2,685
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	390	434
		12,163

Louisiana 1.45%
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2023	500	534
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2024	1,000	1,139
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2023	60	64
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2024	70	78
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2025	100	116
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-2, 0.55% 2043 (put 2022)	8,665	8,667
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-A, 0.60% 2043 (put 2023)	2,995	3,000
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-1, 0.60% 2043 (put 2023)	1,165	1,167
Grant Anticipation Rev. Bonds, Series 2021, 5.00% 2023	835	920
Housing Corp., Multi Family Housing Rev. Bonds (Arbours at Lafayette Project), Series 2021, 0.35% 2024 (put 2023)	1,820	1,825

American Funds Tax-Exempt Funds	19

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)	$2,265	$2,267
Housing Corp., Single Family Mortgage Bonds (Home Ownership Program), Series 2020-B, 3.50% 2050	1,170	1,300
Local Government Environmental Facs. and Community Dev. Auth., Rev. Bonds (East Baton Rouge Sewerage Commission Projects), Series 2013-A, 4.00% 2048 (preref. 2023)	1,000	1,059
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Louisiana Community and Technical College System Act 391 Projects), Series 2017, BAM insured, 5.00% 2024	1,000	1,146
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2013-A, 1.65% 2033 (put 2023)	1,835	1,866
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2020-B, 5.00% 2050 (put 2025)	610	714
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	215	233
		26,095

Maine 0.13%
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2022	125	133
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2024	65	74
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2025	75	88
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-E-1, AMT, 3.50% 2035	1,640	1,718
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2014-A-1, AMT, 3.25% 2043	155	160
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2013-B, 4.00% 2043	110	113
		2,286

Maryland 2.05%
County of Baltimore, Metropolitan Dist., G.O. Bonds, Series 2021, 5.00% 2024	560	631
Mayor and City Council of Baltimore, Consolidated Public Improvement G.O. Rev. Bonds, Series 2017-B, 5.00% 2021	1,300	1,313
Community Dev. Administration, Dept. of Housing and Community Dev., Multi Family Housing Dev. Rev. Bonds (Somerset Extension), Series 2019-H, 1.795% 2022	1,340	1,349
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-B, AMT, 3.25% 2044	1,410	1,453
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	3,710	4,184
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	2,445	2,724
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 3.25% 2050	3,000	3,305
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-C, 3.50% 2050	910	998
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-A, 3.75% 2050	935	1,041
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-B, 3.00% 2051	3,290	3,641
G.O. Bonds, State and Local Facs. Loan of 2014, Series 2014-C-2, 5.00% 2022	2,300	2,414
G.O. Bonds, State and Local Facs. Loan of 2014, Series 2014-B-2, 5.00% 2025 (preref. 2022)	1,170	1,227
G.O. Bonds, State and Local Facs. Loan of 2017, Series 2017-A-2, 5.00% 2022	1,000	1,049
Health and Higher Educational Facs. Auth., Rev. Bonds (Peninsula Regional Medical Center Issue), Series 2015, 5.00% 2045 (preref. 2024)	3,000	3,419
County of Howard, Public Improvement Project Bonds, Series 2020-A, 5.00% 2026	1,495	1,841
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	1,120	1,220
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2022	1,140	1,205
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2023	700	774
County of Prince George, G.O. Consolidated Public Improvement Bonds, Series 2011-A, 5.00% 2026 (preref. 2021)	80	81
Dept. of Transportation, Consolidated Transportation Rev. Ref. Bonds, Series 2015, 5.00% 2023	890	957
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 5.00% 2026	1,585	1,939
		36,765

20	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Massachusetts 0.64%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	$430	$430
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 4.00% 2022	500	517
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2024	500	569
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2025	1,000	1,180
Dev. Fin. Agcy., Rev. Bonds (Mass General Brigham Issue), Series 2020-A-2, 5.00% 2023	530	580
Dev. Fin. Agcy., Rev. Bonds (Williams College Issue), Series 2011-N, 0.45% 2041 (put 2025)	355	356
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2022	1,310	1,384
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2023	780	861
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2024	300	345
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2021-B, AMT, 2.00% 2037	205	208
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.30% 2023	125	125
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.40% 2024	160	160
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 167, 4.00% 2043	175	181
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 181, 4.00% 2044	285	302
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 169, 4.00% 2044	135	140
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 4.00% 2045	325	340
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 177, AMT, 4.00% 2039	1,290	1,361
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 188, AMT, 4.00% 2043	435	469
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 171, 4.00% 2044	145	150
Massachusetts Bay Transportation Auth., Sales Tax Bonds, Series 2017, 4.00% 2021	1,305	1,322
Transportation Fund Rev. Bonds (Rail Enhancement Program), Series 2021-B, 5.00% 2026	350	428
		11,408

Michigan 2.30%
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	375	392
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	4,930	5,253
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.15% 2021	285	285
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022	125	125
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2023	2,500	2,728
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2025	1,000	1,173
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	615	640
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2012-C, 5.00% 2026 (preref. 2022)	2,625	2,731
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	4,575	4,588
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025	440	441
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	680	728
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	2,310	2,489
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	1,890	2,070
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	5,510	6,116
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	1,935	2,149
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	660	729
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 4.00% 2024	700	768
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2025	1,800	2,102
County of Monroe, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Project), Series 1992-AA, National insured, 6.95% 2022	1,000	1,072
Strategic Fund, Limited Obligation Rev. Bonds (Consumers Energy Co. Project), Series 2019, AMT, 1.80% 2049 (put 2024)	710	736
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Exempt Facs. Project), Series 1995-CC, 1.45% 2030 (put 2021)	2,700	2,703
Regents of the University of Michigan, General Rev. Bonds, Series 2012-E, (SIFMA Municipal Swap Index + 0.27%) 0.30% 2033 (put 2022)[2]	1,300	1,300
		41,318

American Funds Tax-Exempt Funds	21

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Minnesota 1.44%
County of Dakota, Community Dev. Agcy., Multi Family Housing Rev. Bonds (Ree-Aster House Apartments Project), Series 2020, 0.35% 2024 (put 2023)	$2,885	$2,893
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	1,275	1,276
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2013-A, AMT, 3.00% 2031	120	123
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-A, 4.00% 2038	405	426
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-A, AMT, 4.00% 2041	280	294
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-C, AMT, 4.00% 2045	575	614
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-E, AMT, 3.50% 2046	1,380	1,459
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2016-E, 4.00% 2047	85	91
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	3,040	3,320
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	600	657
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049	3,620	4,046
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	980	1,084
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	1,400	1,536
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	685	754
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	285	315
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)	720	720
City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-C, 4.50% 2038 (put 2021)	4,075	4,125
City of St. Paul, Metropolitan Airports Commission, Airport Rev. Ref. Bonds, Series 2014-B, AMT, 5.00% 2025	1,000	1,111
Regents of the University of Minnesota, G.O. Rev. Ref. Bonds, Series 2017B, 5.00% 2021	1,030	1,047
		25,891

Mississippi 0.13%
G.O. Bonds (Capital Improvement Projects), Series 2011-A, 5.00% 2027 (preref. 2021)	1,750	1,764
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	545	545
		2,309

Missouri 1.01%
Cities of Brentwood and Maplewood, Hanley Road Corridor Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020, 1.00% 2027	320	318
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-B, 4.00% 2051 (put 2026)	6,005	6,998
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	1,220	1,349
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-C, 3.50% 2050	950	1,058
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-B, 3.00% 2052	1,670	1,843
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	500	551
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-B, 4.00% 2040	380	400
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-A, 4.00% 2041	280	293
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-1, AMT, 4.00% 2045	1,735	1,857
Kansas City, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Cathedral Towers), Series 2020, 0.35% 2024 (put 2022)	3,500	3,504
		18,171

Montana 0.51%
Fin. Auth., Rev. Bonds (Billings Clinic Obligated Group), Series 2018-C, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2037 (put 2023)[2]	4,825	4,832
Board of Housing, Single Family Homeownership Bonds, Series 2012-A-2, AMT, 4.00% 2038	365	380
Board of Housing, Single Family Mortgage Bonds, Series 2015-B-2, AMT, 3.50% 2042	295	311
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	1,440	1,597

22	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Montana (continued)
Board of Housing, Single Family Mortgage Bonds, Series 2020-C, 3.00% 2050	$515	$563
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 4.00% 2050	980	1,107
Board of Housing, Single Family Mortgage Bonds, Series 2021-B, 3.00% 2051	385	426
		9,216

Nebraska 0.60%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2022	500	526
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2017-B, AMT, 3.50% 2040	115	123
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-E, 3.00% 2043	30	30
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	245	258
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	725	755
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	245	262
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	1,525	1,673
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	755	826
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019-B, AMT, 4.00% 2049	2,160	2,369
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	2,990	3,307
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-C, 3.00% 2050	630	688
		10,817

Nevada 1.32%
Dept. of Business and Industry, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.25% 2050 (put 2022)[3]	2,250	2,251
County of Clark, Airport System Rev. Notes, Series 2021-B, AMT, 5.00% 2025	1,765	2,078
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2019-A, 5.00% 2023	1,470	1,608
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	610	610
Housing Division, Multi Unit Housing Rev. Bonds (Whittell Pointe Apartments), Series 2020, 0.30% 2023 (put 2022)	1,920	1,922
Las Vegas Valley Water Dist., Limited Tax G.O. Rev. Ref. Bonds, Series 2012-A, 5.00% 2029	4,070	4,231
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2025	1,000	1,040
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2023	400	436
Las Vegas Valley Water Dist., Limited Tax G.O. Water Rev. Ref. Bonds, Series 2020-D, 5.00% 2024	3,100	3,525
City of North Las Vegas, Special Improvement Dist. No. 60 (Aliante), Local Improvement Rev. Ref. Bonds, Series 2016, 2.25% 2021	990	997
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	5	5
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-C, AMT, 0.625% 2036 (put 2022)	1,360	1,363
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-F, AMT, 2.05% 2036 (put 2022)	2,500	2,531
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-E, AMT, 2.05% 2036 (put 2022)	1,000	1,012
		23,609

New Hampshire 0.17%
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2018-A, AMT, (SIFMA Municipal Swap Index + 0.75%) 0.395% 2033 (put 2021)[2]	3,085	3,086

New Jersey 1.90%
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.15% 2023	5,500	5,578
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-E, AMT, 0.85% 2025	1,755	1,754
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.10% 2029 (put 2027)	190	191
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.20% 2034 (put 2023)	4,915	4,978
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2022	1,000	1,042

American Funds Tax-Exempt Funds	23

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2023	$850	$925
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2023	2,425	2,651
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 5.00% 2023	300	332
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2024	330	379
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Pilgrim Baptist Village I & II), Series 2019-E, 1.50% 2022 (put 2021)	1,345	1,346
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Riverside Senior Apartments Project), Series 2019-D, 1.35% 2022 (put 2022)	2,200	2,220
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	4,395	4,948
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	830	941
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-E, 3.50% 2051	1,900	2,119
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2023	4,015	4,364
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	320	387
		34,155

New Mexico 0.64%
Albuquerque Municipal School Dist. No. 12, G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2024	670	766
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-D, 1.10% 2040 (put 2023)	500	507
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	3,985	4,069
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2016-A-2, Class I, AMT, 3.50% 2046	500	535
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2017-B-2, Class I, AMT, 3.75% 2048	560	609
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	610	679
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	130	144
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)	3,650	4,244
		11,553

New York 6.99%
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2023	100	106
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2024	70	77
Dormitory Auth., Rev. Bonds (Columbia University), Series 2012-A, 5.00% 2021	1,555	1,567
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022	1,220	1,252
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2024 (escrowed to maturity)	3,000	3,383
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2025	1,000	1,169
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2026	1,070	1,296
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-C, 5.00% 2024	3,000	3,385
City of Geneva, Dev. Corp., Rev. Ref. Bonds (Hobart and William Smith Colleges Project), Series 2012, 5.00% 2032 (preref. 2022)	310	326
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2018-H, 2.75% 2022	1,400	1,445
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 1.55% 2023	1,465	1,473
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.85% 2024	770	772
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025	2,225	2,229
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-E-2, 0.65% 2056 (put 2025)	1,775	1,780
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	2,000	2,007
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	1,865	1,871
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2013-B, 5.00% 2022	650	690
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2005-B, AMBAC insured, 5.25% 2023	715	797
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2005-B, AMBAC insured, 5.25% 2024	1,255	1,458
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-E, 5.00% 2026 (preref. 2022)	1,000	1,064
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)	1,000	1,064
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2011-A, 5.00% 2041 (preref. 2021)	1,500	1,521
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2044 (put 2022)[2]	4,000	3,983
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2047 (preref. 2022)	2,650	2,818

24	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-F, 5.00% 2022	$1,845	$1,958
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-D, 5.00% 2022	1,020	1,083
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	2,155	2,171
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.833% 2032 (put 2026)[2]	520	530
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2023	1,590	1,759
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2023	675	747
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2024	395	454
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Rochester General Hospital Project), Series 2020-A, 5.00% 2021	550	558
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.30% 2022	270	270
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.40% 2023	265	265
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.55% 2023	195	195
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 52, AMT, 3.50% 2030	860	901
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 191, AMT, 3.50% 2034	635	658
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 178, 3.50% 2043	490	514
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	460	489
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	3,915	4,311
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	305	321
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	1,265	1,347
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	1,480	1,583
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047	970	1,070
New York City G.O. Bonds, Series 1994-A-4, 5.00% 2021	700	700
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2022	1,140	1,206
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2023	1,000	1,085
New York City G.O. Bonds, Series 2013-J, 5.00% 2025	2,325	2,551
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2025	2,000	2,376
New York City G.O. Bonds, Series 2018-A, 5.00% 2026	1,185	1,455
New York City G.O. Bonds, Series 2014-I-1, 5.00% 2026	640	719
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	1,455	1,705
New York City Health and Hospitals Corp., Health System Bonds, Series 2013-A, 5.00% 2023	1,000	1,075
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2024	105	118
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2025	1,390	1,618
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022	390	390
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2016-C-2, 0.23% 2050 (put 2022)	465	465
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	2,035	2,048
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	1,000	1,034
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-G-2-A, 2.00% 2057 (put 2021)	925	929
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	1,750	1,761
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	1,890	1,899
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-C-1, 5.00% 2021	1,140	1,154
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022	80	83
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2012-E-1, 5.00% 2023	1,125	1,153
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023	165	177
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2024	3,725	4,306
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024	3,345	3,867
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2026	460	571
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-I, 5.00% 2027	610	661
Port Auth., Consolidated Bonds, Series 185, AMT, 5.00% 2021	4,000	4,015
Port Auth., Consolidated Bonds, Series 202, AMT, 5.00% 2021	500	505
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2022	525	549
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2023	375	410
Port Auth., Consolidated Bonds, Series 194, 5.00% 2024	1,050	1,211
Port Auth., Consolidated Rev. Ref. Bonds, Series 186, AMT, 5.00% 2021	2,000	2,019
Thruway Auth., General Rev. Bonds, Series 2012-I, 5.00% 2024 (preref. 2022)	900	918

American Funds Tax-Exempt Funds	25

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2024	$1,000	$1,154
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2025	880	1,053
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-C-1, 5.00% 2025	3,000	3,597
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2023	1,000	1,080
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2015-A, 5.00% 2024	2,340	2,639
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2013-D, 5.00% 2024	1,000	1,079
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2025	1,480	1,736
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2025	1,000	1,173
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2027	2,805	3,382
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025	200	223
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (EG Mt. Vernon Preservation, LP Project), Series 2020, 0.30% 2023 (put 2022)	915	916
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe LP Project), Series 2021, 0.28% 2024 (put 2023)	3,815	3,819
City of Yonkers, G.O. Bonds, Series 2011-A, Assured Guaranty Municipal insured, 5.00% 2024 (preref. 2024)	180	181
		125,482

North Carolina 2.32%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	2,735	2,736
Capital Facs. Fin. Agcy., Rev. Bonds (Duke University Project), Series 2014 -C, 5.00% 2042 (preref. 2022)	1,000	1,033
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	200	200
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (Oakley Square Apartments Project), Series 2020-A, 0.30% 2024 (put 2022)	675	675
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	885	885
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-B, 5.00% 2050 (put 2024)	7,855	9,102
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	2,125	2,358
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 37-A, AMT, 3.50% 2039	645	680
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	3,450	3,751
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	3,555	4,006
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	470	524
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)	955	957
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2022	600	622
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2023	1,000	1,084
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2015-B, AMT, 5.00% 2026	1,615	1,895
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2015-B, AMT, 5.00% 2028	1,000	1,163
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.467% 2041 (put 2022)[2]	7,030	7,046
County of Wake, G.O. Public Improvement Bonds, Series 2014, 5.00% 2021	130	130
County of Wake, Limited Obligation Bonds, Series 2021, 5.00% 2023	1,650	1,779
City of Winston-Salem, Water and Sewer System Rev. Ref. Bonds, Series 2020-A, 5.00% 2023	1,000	1,090
		41,716

North Dakota 1.01%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	1,965	1,969
City of Fargo, Health System Rev. Bonds, Series 2011, 6.25% 2031 (preref. 2021)	3,000	3,044
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	1,900	2,046
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2014-A, 4.00% 2034	100	105
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	140	148
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	165	173
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2016-B, AMT, 4.00% 2047	2,045	2,199
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	795	866
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2018-D, 4.25% 2049	4,250	4,699
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	790	879

26	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Dakota (continued)
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, 3.75% 2050	$865	$959
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2020-B, 3.00% 2051	785	860
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	225	248
		18,195

Ohio 3.41%
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2005-A, AMT, 2.10% 2029 (put 2024)	1,000	1,047
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Bonds (Akron General Health System), Series 2012, 5.00% 2031 (preref. 2022)	1,000	1,020
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2025	1,200	1,435
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2026	2,530	3,120
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2007-A-3, 6.25% 2037 (preref. 2022)[1]	1,850	1,945
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2024	1,255	1,406
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2025	1,085	1,263
City of Cleveland, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2025	1,000	1,157
City of Columbus, Limited Tax Bonds, Series 2019-B, 5.00% 2023	1,690	1,829
Dayton Metro Library, Library Improvement Bonds, Series 2013-A, 5.00% 2038 (preref. 2021)	335	340
G.O. Common Schools Bonds, Series 2018-A, 5.00% 2024	545	621
G.O. Common Schools Rev. Ref. Bonds, Series 2012-C, 5.00% 2021	3,350	3,369
G.O. Conservation Projects Bonds, Series 2019-A, 2.00% 2022	160	162
G.O. Higher Education Bonds, Series 2021-A, 5.00% 2025	390	459
G.O. Highway Capital Improvements Bonds (Highway User Receipts), Series 2012-Q, 5.00% 2028 (preref. 2022)	845	876
County of Geauga, Rev. Bonds (South Franklin Circle Project), Series 2012-A, 8.00% 2047 (preref. 2022)[1]	5,940	6,705
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2023	1,205	1,277
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2024	1,565	1,732
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2025	555	638
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2026	2,000	2,378
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2027	4,000	4,906
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)	480	481
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	720	722
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)	1,590	1,591
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (The Arts Apartments Project), Series 2020-A, 0.35% 2023 (put 2022)	2,000	2,007
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-K, 3.50% 2046	665	713
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-D, 4.00% 2047	535	574
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-B, AMT, 4.50% 2047	335	365
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	1,790	1,938
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	1,630	1,823
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	2,325	2,611
Kent State University, General Receipts Rev. Bonds, Series 2016, 4.00% 2022	1,000	1,029
Madison Local School Dist., School Improvement Rev. Ref. Bonds, Series 2014, 5.25% 2037 (preref. 2022)	2,190	2,283
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2022	205	214
Solid Waste Auth., Solid Waste Facs. G.O. Improvement and Rev. Ref. Bonds, Series 2012, 5.00% 2024 (preref. 2022)	1,215	1,264
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025	2,525	2,709
Water Dev. Auth., Drinking Water Assistance Fund Rev. Bonds, Series 2019, 5.00% 2023	1,525	1,662
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023	190	207
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2015-A, 5.00% 2025	1,050	1,263
		61,141

American Funds Tax-Exempt Funds	27

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oklahoma 0.13%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023	$1,190	$1,301
Housing Fin. Agcy., Collateralized Rev. Bonds (Deer Park & Apple Run Apartments), Series 2019, 1.60% 2022	1,095	1,102
		2,403

Oregon 0.92%
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2017-Q, 3.50% 2047	1,420	1,530
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2023	1,000	1,098
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2024	1,000	1,145
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2026	1,140	1,399
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)	1,095	1,098
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	430	431
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	1,470	1,595
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-A, 3.50% 2051	930	1,035
City of Portland, Sewer System Rev. Ref. Bonds, Series 2016-B, 5.00% 2022	1,215	1,267
Port of Portland, Portland International Airport Rev. Bonds, Series 25-B, AMT, 5.00% 2023	1,000	1,089
Port of Portland, Portland International Airport Rev. Bonds, Series 25-B, AMT, 5.00% 2024	1,750	1,983
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-C, 5.00% 2025	800	938
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2030 (preref. 2024)	1,695	1,963
		16,571

Pennsylvania 2.66%
County of Berks, G.O. Bonds, Series 2015, 4.00% 2027 (preref. 2023)	170	185
County of Bucks, Industrial Dev. Auth., Solid Waste Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 2.75% 2022	500	518
Central Dauphin School Dist., G.O. Bonds, Series 2016, 5.00% 2027 (preref. 2026)	995	1,219
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)	185	205
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)	155	172
Delaware River Port Auth., Port Dist. Project Rev. Ref. Bonds, Series 2012, 5.00% 2022	1,000	1,019
Econ. Dev. Fncg. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2008, 0.40% 2023	1,800	1,804
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2022	495	528
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2023	610	664
Econ. Dev. Fncg. Auth., UPMC Rev. Bonds, Series 2017-A, 5.00% 2023	1,000	1,110
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.62% 2049 (put 2024)[2]	2,265	2,280
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	95	113
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2027	525	640
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2011, 6.25% 2043 (preref. 2021)	1,000	1,010
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-A, AMT, 4.75% 2033	1,080	1,184
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-123-A, AMT, 4.00% 2039	660	697
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-118-A, AMT, 3.50% 2040	1,555	1,603
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-117-A, AMT, 3.50% 2040	540	565
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-119, 3.50% 2041	255	266
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 3.50% 2046	350	368
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	2,250	2,417
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	2,135	2,333
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	1,000	1,088
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-132-A, 3.50% 2051	950	1,030
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	2,505	2,507
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)	3,290	3,292

28	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2025	$1,200	$1,419
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2014-B, (1-month USD-LIBOR x 0.67 + 1.07%) 1.134% 2028 (put 2024)[2]	3,000	3,038
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2021	1,000	1,004
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2021	625	627
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2022	500	526
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,000	1,052
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2017-C, Assured Guaranty Municipal insured, 0.67% 2040 (put 2023)[2]	2,770	2,795
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2022	405	431
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2025	500	601
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2042 (preref. 2022)	1,150	1,225
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2026 (preref. 2021)	1,000	1,016
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2026	400	497
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2030 (preref. 2021)	480	488
Turnpike Commission, Turnpike Rev. Bonds (Motor License Fund), Series 2012-A, 5.00% 2025 (preref. 2021)	1,165	1,184
Turnpike Commission, Turnpike Rev. Bonds (Motor License Fund), Series 2012-A, 5.00% 2027 (preref. 2021)	2,380	2,419
Turnpike Commission, Turnpike Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2024	485	562
		47,701

Rhode Island 0.55%
Clean Water Fin. Agcy., Water Pollution Control Revolving Fund Rev. Bonds (Pooled Loan Issue), Series 2012-A, 5.00% 2032 (preref. 2022)	1,510	1,596
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	835	861
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 68-C, AMT, 3.50% 2039	730	765
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 69-B, 4.00% 2048	815	899
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	580	581
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2021	710	721
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2022	1,300	1,380
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2023	650	719
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2024	2,100	2,406
		9,928

South Carolina 1.37%
County of Charleston, G.O. Capital Improvement Transportation Sales Tax Bonds, Series 2011, 5.00% 2024 (preref. 2021)	585	592
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)	1,120	1,121
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 4.00% 2024	500	548
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 4.00% 2025	525	593
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2013, 5.00% 2043 (preref. 2023)	3,000	3,221
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-A, 4.00% 2047	1,585	1,699
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	195	211
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	1,200	1,332
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	1,655	1,876
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-B, 3.25% 2052	1,980	2,187
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	65	71
Jobs-Econ. Dev. Auth., Hospital Rev. Ref. Bonds (Palmetto Health), Series 2011-A, Assured Guaranty Municipal insured, 6.25% 2034 (preref. 2021)	1,000	1,000
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	1,380	1,497
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-C, 5.00% 2021	1,500	1,524
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2024	700	808
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	830	843
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2022	3,395	3,612

American Funds Tax-Exempt Funds	29

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	$245	$286
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (preref. 2021)[2]	1,485	1,486
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (put 2022)[2]	15	15
		24,522

South Dakota 0.36%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-A, AMT, 3.00% 2030	160	163
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	400	419
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-E, AMT, 4.00% 2044	90	93
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2015-D, 4.00% 2045	500	532
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	1,620	1,719
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048	760	849
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	2,195	2,429
Housing Dev. Auth., Homeownership Mortgage Rev. Ref. Bonds, Series 2012-A, AMT, 4.50% 2031	275	283
		6,487

Tennessee 0.73%
Town of Greeneville, Health and Educational Facs. Board, Multi Family Housing Rev. Bonds (People RD Portfolio Project), Series 2019, 1.45% 2022 (put 2021)	135	136
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-1-C, 4.50% 2037	80	81
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-2-C, 4.00% 2038	50	51
Housing Dev. Agcy., Homeownership Program Rev. Ref. Bonds, Series 2012-1-A, AMT, 4.50% 2038	75	76
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-1-C, 3.00% 2038	275	282
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-1-A, AMT, 4.00% 2039	440	462
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2-B, 4.00% 2042	1,435	1,567
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	805	875
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-2-A, AMT, 4.00% 2043	320	333
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, AMT, 4.00% 2045	440	464
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	340	360
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 4.00% 2046	180	193
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2016-1-B, 3.50% 2047	410	438
City of Kingsport, Industrial Dev. Board, Collateralized Multi Family Housing Bonds (Kings West Apartments Project), Series 2020, 0.35% 2023[2]	1,000	1,002
County of Knox, Health, Educational and Housing Fac. Board, Collateralized Multi Family Housing Bonds (Covenant Village Project), Series 2020, 0.30% 2023 (put 2022)	625	626
City of Knoxville, Community Dev. Corp., Collateralized Multi Family Housing Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)	1,205	1,206
City of Memphis, Heath, Educational and Housing Facs. Board, Collateralized Multi Family Housing Rev. Bonds (Memphis Tower Apartments Project), Series 2020, 0.25% 2023 (put 2022)	625	627
Metropolitan Government of Nashville and Davidson County, G.O. Improvement Bonds, Series 2013-A, 5.00% 2025 (preref. 2023)	2,000	2,139
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2013, 5.00% 2025	685	749
County of Shelby, Health, Educational and Housing Fac. Board, Rev. Bonds (Methodist Le Bonheur Healthcare), Series 2017-A, 5.00% 2022	1,330	1,378
		13,045

Texas 15.30%
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	160	160
Aldine Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2025	1,335	1,557
Alief Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019, 5.00% 2024	1,300	1,460
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2024	1,000	1,122
Alvin Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2014-B, 0.45% 2036 (put 2023)	1,480	1,482
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2024	215	239
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2025	160	183

30	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2026	$95	$111
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2021	1,000	1,002
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2022	325	342
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2023	390	423
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2024	405	453
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2025	425	487
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2026	440	515
Arlington Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2022	1,000	1,027
City of Arlington, Water and Wastewater System Rev. Bonds, Series 2021, 5.00% 2023	1,020	1,112
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)	3,640	3,650
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2022	250	262
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2020-C, 5.00% 2026	1,000	1,239
Barbers Hill Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,735	2,099
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	1,500	1,612
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2024	1,000	1,124
Birdville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	1,275	1,370
Boerne Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,200	1,494
City of Boerne, Public Fac. Corp., Housing Rev. Bonds (LIV at Boerne Senior Apartments), Series 2018, 2.75% 2022 (put 2021)	500	503
Brazosport Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	605	621
County of Cameron, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)	1,975	1,977
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2023	3,395	3,649
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	2,060	2,562
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Grand Avenue Flats), Series 2021, 0.29% 2039 (put 2024)	2,305	2,305
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Mission Trail at El Camino Real Apartments), Series 2019, 2.10% 2037 (put 2022)	4,125	4,128
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)	2,760	2,770
Carroll Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019-A, 5.00% 2024	645	723
Carroll Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	1,485	1,731
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023	1,135	1,221
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)	735	735
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 4.00% 2023	90	97
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 4.00% 2024	115	128
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 4.00% 2025	160	182
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2025	1,000	1,189
Conroe Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	1,140	1,170
Coppell Independent School Dist., Unlimited Tax School Building Bonds, Series 2014, 4.00% 2044 (preref. 2023)	1,470	1,587
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020, 0% 2022	4,430	4,423
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	3,225	3,468
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021, 5.00% 2024	2,005	2,249
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013, 5.00% 2025	400	430
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2014-C, 5.00% 2027	2,000	2,244
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-1, 2.125% 2040 (put 2021)	1,895	1,896
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2012-D, AMT, 5.00% 2038 (preref. 2021)	160	162
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2014-E, 5.00% 2023	1,000	1,060
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	1,595	1,597

American Funds Tax-Exempt Funds	31

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Notes (Estates at Shiloh), Series 2019, 1.25% 2037 (put 2023)	$2,685	$2,739
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	1,630	1,801
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2011, 5.00% 2027 (preref. 2021)	1,000	1,008
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2031	1,100	1,275
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	145	159
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	600	696
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2022	2,160	2,206
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2016-A, 5.00% 2027	1,000	1,165
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2024	300	343
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2025	315	373
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2025	210	249
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	460	480
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,000	1,220
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,000	1,100
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2021	445	446
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024	870	998
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	9,850	9,944
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	9,165	9,330
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2023	1,750	1,882
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	500	603
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,000	1,245
Friendswood Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 2.00% 2023	700	721
Frisco Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019, 5.00% 2021	1,315	1,317
G.O. Bonds, College Student Loan Bonds, Series 2013-B, AMT, 5.25% 2022	3,155	3,316
G.O. Bonds, Water Financial Assistance Bonds (Water Infrastructure Fund), Series 2011-B, 5.00% 2021	1,830	1,830
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	1,275	1,278
City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2024	315	353
Garland Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,000	1,075
Garland Independent School Dist., Unlimited Tax School Building Bonds, Series 2016, 5.00% 2030	600	697
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2027	1,125	1,399
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 0.60% 2035 (put 2026)	810	811
Hallsville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2024	1,895	2,128
Hallsville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2025	1,000	1,168
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	440	447
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	765	765
Harlingen Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024	1,000	1,143
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-2, (SIFMA Municipal Swap Index + 0.57%) 0.59% 2049 (put 2024)[2]	4,000	3,985
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	1,075	1,075
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2021	850	862
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2024	1,325	1,529
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2011-A, 5.00% 2023 (preref. 2021)	500	506
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	840	893
County of Harris, Toll Road Rev. Ref. Bonds, Series 2012-B, (SIFMA Municipal Swap Index + 0.45%) 1.45% 2021	3,065	3,066
County of Harris, Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2021	2,965	2,970
County of Harris, Unlimited Tax Road Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	1,420	1,570
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)	3,185	3,191
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	860	860
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	1,495	1,498
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	2,185	2,426
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	880	980

32	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	$2,830	$3,222
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051	830	936
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	675	752
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	630	631
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2027	1,000	1,247
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-B, 5.00% 2028 (preref. 2022)	1,000	1,045
City of Houston, Combined Utility System Rev. Bonds, Series 2011-D, 5.00% 2026 (preref. 2021)	300	304
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 2.00% 2023	1,190	1,242
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2022	50	52
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2023	50	54
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2024	45	50
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2025	40	45
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	775	776
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2021	610	612
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2022	500	525
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2025	445	522
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2024	575	653
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2023	550	602
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2026	320	386
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 3.00% 2022	150	152
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	360	382
Houston Independent School Dist., Limited Tax Schoolhouse and Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,000	1,026
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 4.00% 2021	425	426
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2023	1,115	1,227
Hutto Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	1,000	1,142
Hutto Independent School Dist., Unlimited Tax School Building Bonds, Series 2015, 2.00% 2055 (put 2025)	2,000	2,120
Jacksonville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2025	2,240	2,611
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	955	980
Keller Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,000	1,164
Lake Travis Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	1,065	1,093
Lamar Consolidated Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2015, 5.00% 2024	2,000	2,249
Lewisville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	2,500	2,751
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,685	1,730
Love Field Airport Modernization Corp., General Airport Rev. Bonds, Series 2017, AMT, 5.00% 2021	500	506
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2026	1,500	1,815
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2026	1,000	1,210
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (Central Power and Light Co. Project), Series 1996, AMT, 0.90% 2030 (put 2023)	1,110	1,120
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	795	795
County of Midland, Public Fac. Corp., Multi Family Housing Rev. Bonds (Palladium at West Francis), Series 2020, 0.35% 2024 (put 2023)	1,500	1,504
Midland Independent School Dist., Unlimited Tax School Building Bonds, Series 2014, 5.00% 2037 (preref. 2023)	1,000	1,076
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2006-A, 5.25% 2023	1,000	1,117
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	1,605	1,893
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022	125	133
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2025	1,480	1,757
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2026	1,500	1,838

American Funds Tax-Exempt Funds	33

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of New Braunfels, Utility System Rev. Ref. Bonds, Series 2021, 5.00% 2023	$1,000	$1,092
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing
Galveston I, LLC - Texas A&M University at Galveston Project), Series 2014-A, 4.75% 2046 (preref. 2024)	1,295	1,443
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	535	536
North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 1.42% 2040	1,930	1,930
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022	400	421
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	2,000	2,138
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024	675	754
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024 (escrowed to maturity)	325	363
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	2,105	2,348
Northside Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019, 5.00% 2023	990	1,090
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	5,000	5,045
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	1,895	1,902
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,105	1,134
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038	3,310	3,550
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2022	1,225	1,257
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2023	1,795	1,928
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,010	1,086
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2025	510	595
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2021)	6,480	6,714
Round Rock Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,100	1,154
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015-D, 1.125% 2045 (put 2026)	1,760	1,804
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	1,165	1,250
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2015, 5.00% 2026	1,400	1,688
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2015-B, 2.00% 2033 (put 2021)	3,105	3,109
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	745	770
City of San Antonio, General Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2022	635	651
City of San Antonio, Passenger Fac. Charge and Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2024	1,000	1,137
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2022	565	587
San Antonio Housing Trust Fin. Corp., Multi Family Housing Rev. Bonds (Alsbury Park Apartments), Series 2019, 1.375% 2022 (put 2021)	110	110
San Antonio Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2026	1,925	2,362
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2021	480	481
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 5.00% 2023	1,850	2,057
Texas City Independent School Dist., Unlimited Tax School Building Rev. Ref. Bonds, Series 2019, 5.00% 2024	1,400	1,603
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	560	602
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	190	214
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B-1, 0.45% 2036 (put 2023)	2,675	2,681
Transportation Commission, First Tier Rev. Ref. Put Bonds (State Highway Fund), Series 2016-B, 4.00% 2026 (put 2021)	3,500	3,522
Transportation Commission, G.O. Mobility Fund Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	1,000	1,130
Transportation Commission, Highway Improvement G.O. Bonds, Series 2014, 5.00% 2029 (preref. 2024)	1,080	1,220
Trinity River Auth., Regional Wastewater System Rev. Improvement and Rev. Ref. Bonds, Series 2019, 5.00% 2021	1,000	1,000
Trinity River Auth., Rev. Ref. Bonds (Tarrant County Water Project), Series 2015, 5.00% 2025	1,005	1,167
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2023	1,000	1,082
Board of Regents of the University of Texas System, Rev. Fncg. System Rev. Ref. Bonds, Series 2016-I, 5.00% 2021	1,145	1,147
Upper Trinity Regional Water Dist., Treated Water Supply System Rev. Ref. Bonds, Series 2021, BAM insured, 2.00% 2022	750	764
Waco Education Fin. Corp., Rev. Bonds (Baylor University Issue), Series 2012, 5.00% 2043 (preref. 2022)	1,000	1,028
Water Dev. Board, State Revolving Fund, Rev. Bonds, Series 2020, 5.00% 2024	750	859
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2016, 5.00% 2022	2,000	2,069
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2019-A, 5.00% 2024	1,990	2,297
		274,797

34	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Utah 0.54%
Emery County School Dist., G.O. Bonds, Series 2021, 5.00% 2024	$1,655	$1,885
Jordan Valley Water Conservancy Dist., Water Rev. and Rev. Ref. Bonds, Series 2021-A, 5.00% 2023	1,100	1,217
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2026	2,250	2,735
County of Salt Lake, Board of Education, G.O. Rev. Ref. Bonds (Utah School Bond Guaranty Act), Series 2021, 5.00% 2024	2,140	2,434
Transit Auth., Sales Tax Rev. and Rev. Ref. Bonds, Series 2012, 5.00% 2026 (preref. 2022)	1,195	1,246
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023	95	104
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2024	90	102
		9,723

Vermont 0.03%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2014-A, AMT, 4.00% 2044	205	222
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050	330	367
		589

Virginia 1.37%
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2025	870	1,026
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2033	3,735	3,983
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2034	1,950	2,079
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2022	150	156
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)	7,500	7,535
County of Halifax, Industrial Dev. Auth., Recovery Zone Fac. Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 0.45% 2041 (put 2022)	1,700	1,702
County of Loudoun, Econ. Dev. Auth., Public Fac. Rev. and Rev. Ref. Bonds (Loudoun County Public Facs. Project), Series 2021-A, 5.00% 2022	2,245	2,392
County of Loudoun, Econ. Dev. Auth., Public Fac. Rev. and Rev. Ref. Bonds (Loudoun County Public Facs. Project), Series 2021-A, 5.00% 2023	2,375	2,646
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2024	775	859
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2026	1,000	1,186
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 1.20% 2040 (put 2024)	925	949
		24,513

Washington 1.88%
Central Puget Sound Regional Transit Auth., Sales Tax Improvement Green Bonds, Series 2015-S-2B, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2045 (put 2023)[2]	2,150	2,158
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 3), Series 2018-C, 5.00% 2023	2,860	3,130
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)	690	690
G.O. Bonds, Series 2012-D, 5.00% 2026 (preref. 2022)	1,190	1,219
G.O. Bonds, Series 2012-D, 5.00% 2033 (preref. 2022)	2,000	2,049
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022	75	79
Health Care Facs. Auth., Rev. Bonds (Catholic Health Initiatives), Series 2013-A, 5.25% 2040 (preref. 2023)	2,655	2,845
Health Care Facs. Auth., Rev. Bonds (Providence Health & Services), Series 2012-B, 4.00% 2042 (put 2021)	250	252
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2012-A, 5.00% 2021	285	287
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2012-B, 5.00% 2042 (put 2021)	2,550	2,570
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	415	416
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2022[3]	115	117
Housing Fin. Commission, Single Family Program Bonds, Series 2014-1-N, 3.00% 2037	80	82
Housing Fin. Commission, Single Family Program Bonds, Series 2014-2A-R, AMT, 3.50% 2044	475	489
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047	475	509

American Funds Tax-Exempt Funds	35

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	$3,930	$4,342
Housing Fin. Commission, Single Family Program Bonds, Series 2020-2-N, 3.00% 2050	305	334
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 4.00% 2050	1,465	1,651
Motor Vehicle Fuel Tax G.O. Bonds, Series 2014-E, 5.25% 2022	3,125	3,205
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	610	612
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	135	137
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.27% 2045 (put 2026)[2]	1,090	1,091
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.51% 2046 (put 2023)[2]	2,250	2,257
Port of Seattle, Rev. Bonds, Series 2019, AMT, 5.00% 2022	1,000	1,032
Port of Seattle, Rev. Bonds, Series 2019, AMT, 5.00% 2023	1,000	1,080
Port of Seattle, Rev. Ref. Bonds, Series 2012-B, AMT, 5.00% 2022	1,000	1,048
		33,681

West Virginia 0.26%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2011-A, AMT, 1.00% 2041 (put 2025)	1,310	1,325
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Bonds (West Virginia United Health System Obligated Group), Series 2013-A, 5.50% 2044 (preref. 2023)	2,500	2,743
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	595	595
		4,663

Wisconsin 2.18%
G.O. Bonds, Series 2013-A, 5.00% 2025 (preref. 2022)	5,000	5,185
G.O. Bonds, Series 2015-A, 5.00% 2031 (preref. 2023)	5,000	5,429
G.O. Rev. Ref. Bonds, Series 2011-2, 5.00% 2022 (preref. 2021)	780	789
G.O. Rev. Ref. Bonds, Series 2021-2, 5.00% 2025	5,000	5,886
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-B, 5.00% 2038 (put 2023)	2,700	2,871
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2054 (put 2023)[2]	2,330	2,336
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2013-B, 5.00% 2024 (preref. 2023)	1,015	1,109
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2019-A, 5.00% 2021	670	679
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2016-A, 5.00% 2021	110	111
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[3]	4,000	4,707
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2015-A, AMT, 4.00% 2045	125	131
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2016-A, AMT, 3.50% 2046	945	994
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	970	1,049
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	745	803
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	2,570	2,852
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	280	309
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	230	230
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	290	291
Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2016-A-3, AMT, 1.10% 2029 (put 2026)	2,380	2,411
Transportation Rev. Bonds, Series 2012-1, 5.00% 2024 (preref. 2022)	1,000	1,045
		39,217

Wyoming 0.39%
Community Dev. Auth., Housing Rev. Bonds, Series 2015-3, 3.00% 2044	135	140
Community Dev. Auth., Housing Rev. Bonds, Series 2015-6, 4.00% 2045	570	595
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050	4,360	4,807
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	1,245	1,404
		6,946

Total bonds, notes & other debt instruments (cost: $1,465,003,000)		1,487,433

36	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Short-term securities 19.12%	Principal amount (000)	Value (000)
Municipals 19.12%
Freddie Mac, Multi Family Certs., Series 2019-M-055, 0.23% 2028[2,3]	$2,000	$2,000
State of Arizona, City of Phoenix, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2013, AMT, 0.18% 2035 (put 2021)[4]	930	930
State of California, Infrastructure and Econ. Dev. Bank, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.20% 2050 (put 2022)[3,4]	3,460	3,461
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	325	324
State of California, City of Los Angeles, California Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	9,000	9,316
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.02% 2050[2]	3,900	3,900
State of California, County of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/30/2022	7,500	7,768
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Bonds, Series 2017-C, 0.16% 2047 (put 2024)[2,4]	2,440	2,441
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.30% 2051 (put 2022)[4]	430	430
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2017-A-2, AMT, 0.20% 2042 (put 2021)[3,4]	1,570	1,570
State of California, Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 10/15/2021	115	116
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	5,000	5,088
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-B-1, 0.03% 2050[2]	1,000	1,000
State of Colorado, Weld County School Dist. RE-5J, G.O. Bonds, Series 2021, 5.00% 12/1/2021	435	442
District of Columbia, Housing Fin. Agcy., Collateralized Multi Family Housing Mortgage Rev. Bonds (Liberty Place Apartments Project), Series 2021, 0.25% 12/1/2021[3]	515	515
State of Florida, Fin. Auth., Econ. Dev. Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.17% 2034 (put 2021)[4]	1,260	1,260
State of Florida, City of Gainesville, Utilities System Rev. Bonds, Series 2019-C, 0.02% 2047[2]	1,900	1,900
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	7,000	7,186
State of Illinois, City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 6/1/2022	850	884
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.02% 2044[2]	1,000	1,000
State of Illinois, G.O. Bonds, Series 2020-D, 5.00% 10/1/2021	3,810	3,841
State of Illinois, G.O. Rev. Ref. Bonds, Series 2021-C, 4.00% 3/1/2022	1,000	1,023
State of Indiana, Bond Bank, Advance Funding Program Notes, Series 2021-A, 2.00% 1/10/2022	3,055	3,072
State of Indiana, Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 10/1/2021	600	605
State of Indiana, Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 10/1/2021	120	121
State of Kentucky, Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 3/1/2022	4,500	4,627
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.04% 2040[2]	1,000	1,000
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2010-A, 0.04% 2035[2]	2,000	2,000
State of Louisiana, Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, 5.00% 8/1/2021	935	935
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008, 0.03% 2043[2]	2,780	2,780
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-B, 0.07% 9/23/2021	5,000	5,000
State of Massachusetts, G.O. Bonds (Central Artery/Ted Williams Tunnel Infrastructure Loan Act of 2000), Series 2000-B, 0.02% 2030[2]	2,200	2,200
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Harvard University Issue), Series 1999-R, 0.03% 2049[2]	1,250	1,250
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.02% 2042[2]	3,200	3,200
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2008-A, 0.02% 2038[2]	1,150	1,150
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.02% 2042[2]	5,950	5,950
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.01% 2038[2]	5,000	5,000
State of Minnesota, City of Shakopee, Multi Family Housing Rev. Bonds (Shakopee Village Apartments Project), Series 2021, 0.25% 2024 (put 2022)[4]	335	335
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2011-F, 0.04% 2035[2]	4,315	4,315
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2003-B, 0.02% 2033[2]	9,500	9,500

American Funds Tax-Exempt Funds	37

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Nevada, Dept. of Business and Industry, Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2001, AMT, 0.30% 2026 (put 2021)[3,4]	$405	$405
State of New Hampshire, National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2020-A-2, AMT, 0.20% 9/1/2021 (put 2021)[4]	4,000	4,000
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[2]	1,500	1,500
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	680	692
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2019-D-1, 5.00% 9/1/2022	1,025	1,078
State of New York, Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.25% 4/1/2022	445	445
State of New York, New York City G.O. Bonds, Series 2005-E-3, 0.02% 2034[2]	4,280	4,280
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[2]	1,705	1,705
State of New York, New York City G.O. Bonds, Series 2021-3, 0.12% 2042[2]	1,295	1,295
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2012-A-2, 0.02% 2044[2]	7,390	7,390
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2008-BB-2, 0.02% 2035[2]	500	500
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.02% 2044[2]	9,485	9,485
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.02% 2048[2]	6,000	6,000
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.02% 2041[2]	7,875	7,875
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2014-B-3, 0.02% 2042[2]	10,000	10,000
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-E-4, 0.03% 2045[2]	24,100	24,100
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-4, 0.03% 2045[2]	3,900	3,900
State of New York, New York City Trust for Cultural Resources, Rev. IAM Commercial Paper (American Museum of Natural History), Series 2014-B-1, 0.12% 2044 (put 2021)[2,4]	620	620
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.02% 2039[2]	3,500	3,500
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.02% 2052[2]	7,800	7,800
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2037 (put 2021)[4]	3,765	3,765
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.02% 2048[2]	7,500	7,500
State of Tennessee, City of Clarksville, Public Building Auth., Pooled Fncg. Rev. Bonds, Series 2003, Bank of America LOC, 0.03% 2033[2]	2,320	2,320
State of Texas, City of Austin, Certs. of Obligation, Series 2020 5.00% 9/1/2021	1,000	1,004
State of Texas, Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020, 0% 8/15/2021	2,225	2,225
State of Texas, City of Dallas, Waterworks and Sewer System IAM Commercial Paper, Series 2021-F-1, 0.07% 8/23/2021	8,200	8,200
State of Texas, City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2/15/2022	870	893
State of Texas, Gulf Coast Waste Disposal Auth., Environmental Facs. Rev. Bonds (Exxon Project), Series 2002, AMT, 0.05% 2025[2]	2,760	2,760
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.02% 2034[2]	5,000	5,000
State of Texas, County of Jefferson, Port Arthur Navigation Dist., Pollution Control Rev. Ref. Bonds (Texaco, Inc. Project), Series 1994, 0.04% 2024[2]	3,500	3,500
State of Texas, Lone Star College System, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2/15/2022	170	174
State of Texas, Lone Star College System, Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2/15/2022	315	323
State of Texas, City of Mesquite, Waterworks and Sewer System Rev. Bonds, Series 2021, 4.00% 3/1/2022	485	496
State of Texas, Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 12/15/2021	155	158
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]	310	310
State of Texas, Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2/15/2022	840	862
State of Texas, Tax and Rev. Anticipation Notes, Series 2020, 4.00% 8/26/2021	58,775	58,923
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/9/2021	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.08% 10/6/2021	4,000	4,000

38	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.08% 11/4/2021	$6,000	$6,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A-2, 0.13% 8/17/2021	5,000	5,000
State of Utah, Jordan Valley Water Conservancy Dist., Water Rev. and Rev. Ref. Bonds, Series 2021-A, 5.00% 10/1/2021	740	746
State of Utah, Provo City School Dist., G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 6/15/2022	870	907
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.02% 2036[2]	6,100	6,100
State of Virginia, Small Business Fncg. Auth., Demand Rev. Ref. Bonds (Virginia State University Real Estate Foundation), Series 2008, Bank of America LOC, 0.02% 2030[2]	6,345	6,345
State of Wisconsin, Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2017-A-3, AMT, 0.20% 2027 (put 2021)[4]	2,750	2,750
State of Wisconsin, School District of the City of Wisconsin Rapids and the Counties of Wood and Portage, Bond Anticipation Notes, Series 2021, 2.00% 1/6/2022	880	882
State of Wyoming, County of Uinta, Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 1992, 0.04% 2022[2]	1,150	1,150

Total short-term securities (cost: $343,277,000)		343,298
Total investment securities 101.96% (cost: $1,808,280,000)		1,830,731
Other assets less liabilities (1.96%)		(35,140)

Net assets 100.00%		$1,795,591

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[5]	Value at 7/31/2021 (000)	[6]	Unrealized appreciation (depreciation) at 7/31/2021 (000)
5 Year U.S. Treasury Note Futures	Long	240	September 2021	$24,000		$29,867		$112
10 Year U.S. Treasury Note Futures	Short	215	September 2021	(21,500)		(28,908)		(470)
								$(358)

[1]	Step bond; coupon rate may change at a later date.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $15,026,000, which represented .84% of the net assets of the fund.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.
[5]	Notional amount is calculated based on the number of contracts and notional contract size.
[6]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

See notes to financial statements.

American Funds Tax-Exempt Funds	39

Limited Term Tax-Exempt Bond Fund of America

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated” category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 83.91%	Principal amount (000)	Value (000)
Alabama 0.99%
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2022	$1,700	$1,754
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2023	1,750	1,872
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	5,575	6,495
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	12,625	13,009
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2021-A, 4.00% 2051 (put 2023)	12,570	15,843
Federal Aid Highway Fin. Auth., Special Obligation Rev. Bonds, Series 2017-B, 5.00% 2026	2,500	3,075
Housing Fin. Auth., Multi Family Housing Rev. Bonds (Capstone at Kinsey Cove Project), Series 2020-A, 0.35% 2023 (put 2023)	5,675	5,693
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2025	3,000	3,563
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2026	1,000	1,226
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2027	2,000	2,483
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2016, 5.00% 2023	1,125	1,194
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 1), Series 2021-A, 4.00% 2051 (put 2028)	15,485	18,671
		74,878

Alaska 0.60%
Housing Fin. Corp., Collateralized Bonds (Veterans Mortgage Program), Series 2019, 4.00% 2048	8,575	9,499
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044	22,580	25,012
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	1,615	1,714
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2032 (preref. 2023)	2,700	3,008
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2033 (preref. 2023)	3,665	4,082
International Airport System, Rev. Ref. Bonds, Series 2016-C, AMT, 5.00% 2021	2,000	2,015
		45,330

Arizona 0.84%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2027	3,060	3,785
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	2,580	3,283
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	3,190	4,150
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2033	620	829
County of Coconino, Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-A, AMT, 1.875% 2032 (put 2023)	3,300	3,380
City of Glendale, Industrial Dev. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.125% 2033	2,275	2,287
Health Facs. Auth., Rev. Bonds (Scottsdale Lincoln Hospitals Project), Series 2014-A, 5.00% 2024	1,000	1,159

40	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2027	$1,125	$1,406
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2028	1,175	1,503
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2031	1,050	1,318
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 5.00% 2028	120	152
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 5.00% 2030	130	171
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 5.00% 2031	125	168
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	1,515	1,709
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	1,485	1,658
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,640	1,919
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,610	1,868
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2026	1,560	1,898
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2026	1,500	1,811
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2026	1,350	1,655
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2029	1,000	1,308
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2029	1,000	1,301
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2025	400	466
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2026	500	601
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2027	400	493
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2024 (preref. 2023)[1]	955	1,035
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2025 (preref. 2023)[1]	770	835
County of Maricopa, Certs. of Part., Series 2020, 5.00% 2022	2,425	2,535
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-C, 5.00% 2048 (put 2024)	2,000	2,306
County of Maricopa, Special Health Care Dist., G.O. Bonds, Series 2021-D, 5.00% 2027	2,000	2,511
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2031	4,505	5,810
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2028	2,000	2,437
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	1,065	1,215
Regional Public Transportation Auth., Transportation Excise Tax Rev. Ref. Bonds (Maricopa County Public Transportation Fund), Series 2019, 5.00% 2025	1,540	1,822
Rev. Ref. Certs. of Part., Series 2019-A, 5.00% 2021	380	383
County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.30% 2027	2,625	2,668
		63,835

Arkansas 0.03%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.57% 2044 (put 2022)[2]	1,000	999
Board of Trustees of the University of Arkansas, Various Fac. Rev. Bonds (Fayetteville Campus), Series 2011-A, 4.125% 2030 (preref. 2021)	1,195	1,207
		2,206

California 7.02%
Anaheim City School Dist., G.O. Bonds, 2010 Election, Series 2011, 6.25% 2040 (preref. 2021)	5,500	5,500
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2001-A, (SIFMA Municipal Swap Index + 1.25%) 1.27% 2036 (put 2027)[2]	1,000	1,038
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-A-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2045 (put 2023)[2]	100	101
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2047 (put 2023)[2]	3,500	3,525
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2056 (put 2026)[2]	4,170	4,177
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-A, 2.00% 2056 (put 2028)	3,000	3,228
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2045 (put 2023)[2]	11,595	11,677

American Funds Tax-Exempt Funds	41

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Beaumont Unified School Dist., G.O. Bonds, 2008 Election, Series 2011-C, Assured Guaranty Municipal insured, 5.75% 2036 (preref. 2021)	$6,200	$6,200
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	1,940	1,946
Trustees of the California State University, Systemwide Rev. Ref. Bonds, Series 2011-A, 5.00% 2037 (preref. 2021)	4,180	4,230
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2023	720	748
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2024	720	759
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2021	975	979
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2026	750	908
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2027	600	748
County of Contra Costa, Water Rev. Ref. Notes, Series 2019-F, 2.00% 2021	620	621
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024	1,550	1,681
Educational Facs. Auth., Rev. Bonds (University of Southern California), Series 2009-C, 5.25% 2024 (escrowed to maturity)	640	744
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,143
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2022	525	551
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2027	375	446
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2029	290	355
Fresno Unified School Dist., G.O. Bonds, 2010 Election, Series 2013-C, 5.50% 2046	10,200	11,305
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023	1,000	1,038
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024	465	490
G.O. Bonds, Series 2021, 5.00% 2031	240	290
G.O. Bonds, Series 2021, 5.00% 2032	200	241
G.O. Bonds, Series 2021, 5.00% 2034	200	241
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023	12,630	13,875
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2027	13,425	17,140
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2027	8,495	10,796
G.O. Rev. Ref. Bonds, Series 2020-B, 5.00% 2027	2,610	3,325
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	11,500	14,942
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2029	11,025	14,671
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2030	540	741
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2025	5,000	4,881
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026	3,850	3,706
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	2,250	2,387
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	1,380	1,464
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Adventist Health System/West), Series 2016-A, 4.00% 2026	910	1,059
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-C, 5.00% 2034 (put 2022)	5,545	5,871
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	8,335	9,938
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.22% 2037 (put 2022)[2]	5,500	5,515
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.72% 2050 (put 2026)[2]	3,095	3,137
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2025	1,875	2,238
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013-A, 5.00% 2021	750	753
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013-A, 5.00% 2022	1,000	1,050
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2024	705	804
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2026	485	566
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2026	3,590	4,223
City of Long Beach, Harbor Rev. Ref. Bonds, Series 2020-B, AMT, 4.00% 2022	5,000	5,152
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2028	1,255	1,598
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2029	1,400	1,823
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2031	2,370	3,202
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2032	4,575	6,149
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2027	5,000	6,215

42	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2027	$1,250	$1,505
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2020-C, AMT, 5.00% 2029	7,000	9,145
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 4.00% 2022	645	653
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2023	3,000	3,275
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2024	1,500	1,701
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	715	715
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2023	910	992
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 5.00% 2032	10,480	14,535
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	7,895	8,971
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2027	5,000	6,298
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-C, 5.00% 2029	1,350	1,794
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 5.00% 2033	5,930	7,982
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2029	400	469
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2030	625	733
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2017-E, 0.16% 2037 (put 2024)[2]	12,285	12,288
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2009-A, 1.30% 2039 (put 2025)[3]	1,450	1,496
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2021)	10,935	11,057
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2026	400	484
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2028	400	509
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2029	400	520
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside II, LLC - UCR Student Housing Project), Series 2019, 5.00% 2029	855	1,101
City of Oakland, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Central Dist. Redev. Project), Series 2013, 5.00% 2021	2,000	2,008
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2023	2,190	2,398
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2025	2,040	2,410
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,810	2,204
Port of Oakland, Rev. Ref. Bonds, Series 2012-P, AMT, 5.00% 2023 (preref. 2022)	2,750	2,850
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2026	1,125	1,355
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	4,560	5,957
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	2,230	2,884
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2028	300	382
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2029	835	1,084
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2030	1,315	1,741
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,351
Palo Alto Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2008-2, 0% 2031	3,000	2,688
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2007-A, National insured, 0% 2026	3,485	3,316
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2024	335	369
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2025	345	392
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2026	370	430
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2027	355	420
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2028	320	385
Public Works Board, Lease Rev. Bonds (Dept. of Corrections and Rehabilitation), Series 2011-C, 5.75% 2031	1,500	1,514

American Funds Tax-Exempt Funds	43

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2027	$1,200	$1,505
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2028	1,000	1,289
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2029	1,000	1,320
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2030	1,280	1,729
Public Works Board, Lease Rev. Ref. Bonds (Dept. of State Hospitals), Series 2016-E, 5.00% 2025	3,000	3,267
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2028	14,965	18,764
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2031	5,000	6,802
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2027	835	1,010
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2028	405	487
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2029	2,250	2,607
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	1,035	1,199
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2027	1,500	1,776
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2028	1,455	1,858
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	11,510	12,167
County of San Diego, Water Auth., Water Rev. Ref. Bonds, Series 2013-A, 5.00% 2034 (preref. 2022)	1,000	1,062
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-B, 5.00% 2030	1,520	2,073
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2024	5,900	6,663
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2019-H-2, AMT, 5.00% 2025	6,000	7,024
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2025	5,000	5,853
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2021-A-2, AMT, 5.00% 2032	1,880	2,514
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023	4,435	4,819
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2011-A, 5.00% 2029 (preref. 2021)	5,000	5,061
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	1,000	1,049
San Francisco Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, 4.00% 2029	4,800	5,838
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2029	570	739
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, AMT, BAM insured, 5.00% 2030	1,550	2,044
City of San Jose, Fncg. Auth., Lease Rev. Ref. Bonds (Civic Center Project), Series 2013-A, 5.00% 2033 (preref. 2023)	1,800	1,961
San Mateo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006-A, National insured, 0% 2027	1,500	1,435
Cities of San Mateo and Foster City, Public Fin. Auth., Wastewater Rev. Notes, Series 2021-B, 5.00% 2025	11,795	14,031
City of Santa Fe Springs, Community Dev. Commission, Consolidated Redev. Project, Tax Allocation Bonds, Capital Appreciation Bonds, Series 2006-A, National insured, 0% 2023	4,455	4,405
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023	615	672
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	180	205
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2028	230	299
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023	4,330	4,734
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)	6,645	6,657
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	1,150	1,150
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	2,510	2,650
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2013-A, 5.00% 2023 (preref. 2022)	815	860
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2025	2,585	3,058
Statewide Communities Dev. Auth., Rev. Bonds (Hebrew Home for Aged Disabled), Series 2016, 3.50% 2021	310	311
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	1,300	1,303
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2026	4,000	4,008

44	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-B-1, 0.45% 2030	$105	$108
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2030	1,820	2,409
Regents of the University of California, G.O. Rev. Bonds, Series 2013-AK, 5.00% 2048 (put 2023)	7,000	7,616
Regents of the University of California, General Rev. Bonds, Series 2021-BH, 5.00% 2026	705	862
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	1,865	2,202
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2017-CQ, 4.00% 2047	960	1,046
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	6,245	6,902
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	3,705	4,059
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2015-CM, AMT, 2.45% 2031	325	331
Water Replenishment Dist. of Southern California, Water Rev. Certs. of Part., Series 2011, 5.00% 2041 (preref. 2021)	22,870	22,870
		531,155

Colorado 1.98%
County of Arapahoe, Gardens of Havana Metropolitan Dist. No. 3, Special Rev. Ref. Bonds, Series 2017-A, 3.625% 2021	778	784
City of Aurora, Cornerstar Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2017-A, 3.50% 2021	738	744
Certs. of Part., Series 2021-A, 5.00% 2028	3,715	4,849
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-B, 5.00% 2021	665	674
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	1,250	1,593
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,000	1,339
City and County of Denver, Board of Water Commissioners, Water Rev. Bonds, Series 2021-A, 5.00% 2031	2,590	3,640
City and County of Denver, Denver Convention Center Hotel Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2029	6,500	7,771
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2026	15,000	18,461
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2017-A, AMT, 5.00% 2027	2,000	2,519
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2017-A, AMT, 5.00% 2028	2,470	3,086
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2032	10,000	12,629
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	1,400	1,548
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2024	1,080	1,239
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2025	3,835	4,550
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2021	3,800	3,860
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2022	4,000	4,224
E-470 Public Highway Auth., Rev. Bonds, Series 2020-A, 5.00% 2026	750	915
E-470 Public Highway Auth., Rev. Bonds, Series 2020-A, 5.00% 2027	500	625
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	2,750	2,754
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2004-A, National insured, 0% 2028	3,000	2,754
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2022 (escrowed to maturity)	1,500	1,561
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2024 (escrowed to maturity)	1,000	1,136
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2025 (escrowed to maturity)	1,000	1,177
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2026 (escrowed to maturity)	615	746
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2029	3,455	4,074
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2029	1,750	2,181
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-C, 5.00% 2036 (put 2023)	2,100	2,334
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-B, 5.00% 2048 (put 2025)	5,505	6,606
Health Facs. Auth., Hospital Rev. Ref. Bonds (Valley View Hospital Association Project), Series 2018, 2.80% 2042 (put 2023)	1,700	1,753
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2021	1,910	1,939
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 5.00% 2026	3,000	3,602

American Funds Tax-Exempt Funds	45

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 5.00% 2027	$3,990	$4,940
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-C, Class I, 4.00% 2048	1,980	2,155
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	4,740	5,244
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	3,355	3,708
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-E, Class I, 4.25% 2049	9,640	10,719
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-H, Class I, 3.00% 2051	6,310	6,975
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-B, Class I, 3.00% 2051	2,980	3,265
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.125% 2023	1,965	2,119
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029	630	811
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029	360	468
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030	950	1,248
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030	315	418
		149,737

Connecticut 1.58%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)	1,290	1,291
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2024	1,645	1,861
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2025	1,450	1,699
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.025% 2037 (put 2024)	6,970	6,973
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2017-A-2, 5.00% 2042 (put 2022)	1,795	1,876
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	25,355	25,728
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2010-A-3, 0.25% 2049 (put 2024)	5,970	5,971
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-D, 5.00% 2023	440	486
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-D, 5.00% 2024	400	458
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-D, 5.00% 2025	250	295
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2026	470	570
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2027	250	310
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2028	345	436
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2025	695	820
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-F-2, AMT, 3.50% 2039	1,715	1,818
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-B-2, AMT, 3.50% 2039	1,120	1,183
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-2, AMT, 4.00% 2041	1,960	2,128
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-F-1, 3.50% 2043	660	724
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044	315	328
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-A-1, 3.50% 2045	970	1,084
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-C-1, 4.00% 2045	5,865	6,474
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-A-1, 4.00% 2045	4,335	4,786
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	1,330	1,402
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.50% 2046	4,935	5,225
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	2,975	3,218
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	1,650	1,787
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047	985	1,066
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-D-1, 4.00% 2049	6,050	6,889
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2012-F-2, AMT, 2.75% 2035	105	106
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	2,435	2,535
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-C-1, 3.50% 2045	810	850
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2015-A, 0.375% 2035 (put 2024)	29,095	29,215
		119,592

Delaware 0.29%
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2040 (put 2025)	4,437	4,526
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2045 (put 2025)	2,560	2,611
G.O. Bonds, Series 2019, 5.00% 2028	7,500	9,651
G.O. Bonds, Series 2021, 5.00% 2029	4,000	5,281
		22,069

46	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
District of Columbia 1.16%
Hospital Rev. Ref. Bonds (Children’s Hospital Obligated Group Issue), Series 2015, 5.00% 2027	$1,500	$1,791
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (218 Vine Street Apartments Project), Series 2020, 0.30% 2040 (put 2023)	2,500	2,510
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Providence Place Apartments Project), Series 2019-B, 1.25% 2023 (put 2022)	2,015	2,027
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2028	1,500	1,933
Income Tax Secured Rev. Bonds, Series 2011-A, 5.00% 2029	1,765	1,793
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2029	1,000	1,319
Income Tax Secured Rev. Bonds, Series 2020-A, 5.00% 2032	3,500	4,657
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2033	2,785	3,709
Metropolitan Area Transit Auth., Dedicated Rev. Green Bonds, Series 2021-A, 5.00% 2029	3,855	5,110
Metropolitan Area Transit Auth., Gross Rev. Ref. Transit Rev. Bonds, Series 2017-A-2, 5.00% 2033	1,000	1,239
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2018-A, AMT, 5.00% 2027	2,000	2,511
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2028	7,520	9,659
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2030	2,500	3,347
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2022	805	851
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2023	2,000	2,209
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2023	1,750	1,933
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2024	2,000	2,297
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2027	3,965	4,979
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2015-B, AMT, 5.00% 2027	1,000	1,180
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2028	1,945	2,498
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2029	2,530	3,320
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2030	5,500	7,364
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2031	4,270	5,679
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2033	4,000	5,285
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	4,900	6,156
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2028	1,250	1,561
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2028	310	398
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	400	525
		87,840

Florida 4.44%
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2023	1,100	1,188
County of Brevard, Health Facs. Auth., Rev. Ref. Bonds (Health First, Inc. Project), Series 2014, 5.00% 2033	870	970
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)	1,230	1,230
County of Broward, Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2026	2,500	3,062
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2028	1,500	1,927
County of Broward, Airport System Rev. Bonds, Series 2019-B, AMT, 5.00% 2029	5,000	6,562
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2029	1,200	1,575
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2030	2,150	2,795
County of Broward, Airport System Rev. Ref. Bonds, Series 2012-P-1, AMT, 5.00% 2024	5,030	5,312
County of Broward, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Praxis of Deerfield Beach), Series 2019-B, 1.20% 2022	1,200	1,200
School Board of Broward County, Certs. of Part., Series 2012-A, 5.00% 2025 (preref. 2022)	1,000	1,044
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.00% 2021	1,005	1,006
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.125% 2022	1,110	1,130
Central Florida Expressway Auth., Rev. Bonds, Series 2021-D, 5.00% 2029	685	903
Central Florida Expressway Auth., Rev. Bonds, Series 2019-B, 5.00% 2030	1,425	1,879
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	1,555	1,618
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2026	350	405
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2027	240	277
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2028	445	511
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2025	1,000	1,184

American Funds Tax-Exempt Funds	47

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2030	$2,010	$2,732
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2031	3,110	4,321
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2021-B, 5.00% 2022	4,000	4,164
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023	1,095	1,194
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2017-B, 5.00% 2026	1,000	1,223
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2021-B, 5.00% 2028	14,405	18,680
Florida Keys Aqueduct Auth., Water Rev. Bonds, Series 2021-B, 5.00% 2025	3,680	4,362
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2024	4,000	4,590
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2025	8,000	9,500
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2025	1,055	1,253
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2026	1,000	1,225
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2027	500	628
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2028	15,000	19,266
Greater Orlando Aviation Auth., Airport Facs. Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2021	3,700	3,729
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2015-A, AMT, 5.00% 2030	2,000	2,275
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2015-A, AMT, 5.00% 2032	1,990	2,260
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2015-1, 4.00% 2047	470	496
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2016-2, 4.00% 2047	430	458
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	8,770	9,448
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050	8,815	9,759
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-2, 3.00% 2051	1,570	1,718
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	3,450	3,829
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-1, 3.00% 2052	8,625	9,491
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	8,435	9,354
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	940	970
Housing Fin. Corp., Multi Family Mortgage Rev. Bonds (Valencia Park Apartments), Series 2021-A, FHA insured, 0.25% 2023 (put 2022)	5,485	5,487
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2028	1,500	1,900
JEA, Electric System Rev. Bonds, Series 2020-A-3, 5.00% 2030	3,610	4,794
JEA, Electric System Rev. Bonds, Series 2021-A-3, 5.00% 2033	5,825	7,935
JEA, Electric System Rev. Bonds, Series 2020-A-3, 5.00% 2033	915	1,203
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2033	550	727
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2034	2,700	3,559
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2034	1,500	1,977
Lee Memorial Health System Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2022	1,000	1,032
County of Martin, Health Facs. Auth., Hospital Rev. Bonds (Martin Memorial Medical Center), Series 2012, 5.50% 2042 (preref. 2021)	1,290	1,310
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2021	11,600	11,690
County of Miami-Dade, Capital Asset Acquisition Special Obligation Bonds, Series 2021-A, 5.00% 2029	2,465	3,235
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2022	1,750	1,826
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2025	4,870	5,556
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2026	7,530	8,574
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Platform 3750), Series 2021, 0.25% 2024 (put 2021)	6,895	6,912
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	3,885	3,888
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2025 (preref. 2022)	160	167
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2042 (preref. 2022)	10,000	10,451
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 5.00% 2030	2,405	3,257
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 5.00% 2031	1,500	2,053
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2012, 5.00% 2021	1,000	1,013
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2016-A, 5.00% 2024	2,300	2,643
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	1,805	2,217
County of Okeechobee, Solid Waste Disposal Rev. Bonds (Waste Management, Inc. / Okeechobee Landfill Project), Series 2004-A, 0.55% 2039 (put 2024)	2,250	2,258
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Ref. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2031	2,750	3,056
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2025	1,965	2,332
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health, Inc.), Series 2012-A, 5.00% 2042 (preref. 2022)	8,000	8,260

48	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)	$9,500	$9,511
City of Orlando, Greater Orlando Aviation Auth., Airport Facs. Rev. Ref. Bonds, Series 2016, AMT, 5.00% 2027	1,125	1,413
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2021-C, 5.00% 2023	1,800	1,990
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2022	1,715	1,778
County of Pinellas, Housing Fin. Auth., Multi Family Housing Rev. Bonds, Series 2019-B, 1.25% 2022	1,375	1,375
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)	1,405	1,551
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.00% 2023	970	996
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.00% 2024	995	1,035
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.00% 2025	1,010	1,059
South Florida Water Management Dist., Certs. of Part., Series 2015, 5.00% 2026	2,000	2,413
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2021	1,250	1,252
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2025	1,545	1,827
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2026	1,000	1,222
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2027	1,250	1,572
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2022[3]	2,000	2,053
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2023[3]	1,000	1,071
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-A, 5.00% 2026	500	552
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-A, 5.00% 2027	330	363
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2020, 5.00% 2028	5,200	6,737
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2031	325	429
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2032	250	329
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2033	250	328
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2034	275	359
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2035	300	391
Dept. of Transportation, Federal Highway Reimbursement Rev. Bonds (Indirect Garvees), Series 2021-A, 5.00% 2023	3,600	3,935
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2017-A, 5.00% 2025	1,240	1,468
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2019-B, 5.00% 2028	1,870	2,421
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2020-A, 5.00% 2028	5,000	6,466
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,500	1,984
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024	3,945	4,495
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.00% 2024	1,395	1,443
		335,833

Georgia 1.89%
County of Appling, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2038 (put 2025)	5,315	5,464
City of Atlanta, Airport General Rev. Bonds, Series 2019-B, AMT, 5.00% 2031	1,000	1,293
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2020-B, AMT, 5.00% 2029	5,000	6,528
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2020-B, AMT, 5.00% 2030	3,000	3,996
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Atlantic Station Project), Series 2017, 5.00% 2021	1,250	1,268
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Atlantic Station Project), Series 2017, 5.00% 2022	1,000	1,058
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-D, 5.00% 2023	2,310	2,468
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-B, 5.00% 2023	1,270	1,357
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-B, 5.00% 2024	2,460	2,725
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-D, 5.00% 2025	2,895	3,326
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-B, 5.00% 2025	2,620	3,011
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Intrada Westside), Series 2021-B, 0.41% 2024 (put 2023)	3,500	3,514

American Funds Tax-Exempt Funds	49

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	$2,585	$2,591
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2027	260	325
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2028	310	397
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2029	270	353
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2013, 2.925% 2053 (put 2024)	4,400	4,688
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	2,265	2,328
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	1,275	1,277
G.O. Bonds, Series 2013-H, 5.00% 2021	1,745	1,773
G.O. Bonds, Series 2020-A, 5.00% 2023	3,040	3,340
G.O. Bonds, Series 2021-A, 5.00% 2028	4,000	5,208
G.O. Bonds, Series 2019-A, 5.00% 2029	6,010	8,019
G.O. Bonds, Series 2020-A, 5.00% 2029	3,125	4,178
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045	175	185
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2016-A-1, 3.50% 2046	585	619
Housing Auth., Multi Family Housing Rev. Bonds (Dallas Manor Apartments Project), Series 2021, 0.25% 2024 (put 2023)	1,145	1,146
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.897% 2048 (put 2023)[2]	2,400	2,419
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2023)	15,050	16,132
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	5,920	6,588
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)	8,500	9,858
Metropolitan Atlanta Rapid Transit Auth., Sales Tax Rev. Ref. Bonds (Third Indenture Series), Series 2012-A, 5.00% 2030 (preref. 2022)	1,000	1,045
County of Monroe, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2039 (put 2025)	2,625	2,698
Municipal Electric Auth., Combined Cycle Project Rev. Bonds, Series 2020-A, 5.00% 2027	750	946
Municipal Electric Auth., Combined Cycle Project Rev. Bonds, Series 2020-A, 5.00% 2029	750	991
Municipal Electric Auth., General Resolution Projects Bonds, Series 2020-A, 5.00% 2031	1,250	1,675
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2027	205	253
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2025	1,000	1,155
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2027	1,000	1,228
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2028	205	259
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2029	880	1,120
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2029	240	310
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2030	885	1,122
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2030	290	384
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2028	160	200
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2029	165	210
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2030	175	228
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2031	165	213
Municipal Electric Auth., Power Rev. Bonds, Series 2018-HH, 5.00% 2029	2,000	2,517
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2026	1,710	2,038
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2027	1,020	1,253
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2028	1,270	1,602
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2029	785	1,014
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2030	1,025	1,315
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2031	1,390	1,773
Municipal Electric Auth., Project One Bonds, Series 2020-A, 5.00% 2031	1,000	1,340
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2022	1,050	1,084

50	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
City of Savannah, Econ. Dev. Auth., Rev. Bonds (Southern Care Corp.), Capital Appreciation Bonds, Series 1991-C, 0% 2021 (escrowed to maturity)	$1,105	$1,104
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-B, 0.34% 2023 (put 2022)	5,000	5,012
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-A, 0.34% 2023 (put 2022)	1,750	1,754
		143,275

Guam 0.03%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 5.00% 2021 (escrowed to maturity)	2,305	2,322

Hawaii 0.14%
Airports System Rev. Bonds, Series 2018-D, 5.00% 2030	4,000	5,388
Airports System Rev. Ref. Bonds, Series 2011, AMT, 5.00% 2024	885	890
Highway Rev. Bonds, Series 2021, 5.00% 2027	1,000	1,241
City and County of Honolulu, Rev. Ref. G.O. Bonds, Series 2022-A, 5.00% 2027	1,555	1,862
Dept. of Transportation, Airports Division, Lease Rev. Certs. of Part., Series 2013, AMT, 5.00% 2023	1,000	1,095
		10,476

Idaho 0.05%
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2015-A, 5.00% 2026	1,515	1,844
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2021-A, 5.00% 2029	1,345	1,770
		3,614

Illinois 6.46%
Village of Bolingbrook, G.O. Rev. Ref. Bonds, Series 2013-A, 0.00% 2035 (preref. 2023)	9,800	5,380
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2013, 5.00% 2024	4,230	4,583
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 5.00% 2022	100	104
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2025	4,515	5,087
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2026	11,805	13,623
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2023	900	994
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2026	4,000	4,433
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2023	1,000	1,067
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2022	1,215	1,236
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2024	2,480	2,745
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2025	1,900	2,180
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2013-A, AMT, 5.00% 2022 (escrowed to maturity)	3,305	3,371
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2013-A, AMT, 5.00% 2023	5,000	5,336
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2025	1,000	1,020
City of Chicago, O’Hare International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2013-B, AMT, 5.00% 2022	3,000	3,059
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 2024	585	664
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2014, 5.00% 2022	1,100	1,122
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2022	860	877
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2014, 5.00% 2023	1,435	1,533
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2024	1,500	1,666
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2025	2,000	2,306
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2026	1,165	1,386
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2022	10,500	11,131
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2022	1,730	1,834
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2026	5,225	6,376
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2027	1,750	2,155
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2028	1,500	1,835

American Funds Tax-Exempt Funds	51

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Water Rev. Bonds, Series 1999, Assured Guaranty Municipal insured, 5.00% 2029	$1,000	$1,223
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2030	1,400	1,696
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2023	1,880	2,074
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 5.00% 2025	775	819
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.25% 2025	1,935	2,274
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2026	6,800	8,314
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 5.75% 2023	1,000	1,060
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2022	1,000	1,063
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	3,400	4,201
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 5.00% 2025	225	263
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 5.00% 2026	240	288
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.25% 2033	975	978
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2014, 5.00% 2021	375	375
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2008-A-1, 4.00% 2030	5,000	5,711
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2027	2,275	2,830
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2028	10,590	12,772
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2033	2,500	3,071
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2022	200	207
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2026	540	626
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2028	1,060	1,220
Fin. Auth., Rev. Bonds (Memorial Health System), Series 2019, 5.00% 2028	1,280	1,615
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2025	5,530	6,582
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2027	5,000	6,071
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2027	2,000	2,523
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2033	1,000	1,329
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2031	1,485	1,992
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	3,210	3,864
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2024	1,920	2,157
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.72% 2042 (put 2026)[2]	1,280	1,280
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2023	1,545	1,662
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2024	4,000	4,394
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2024	1,425	1,601
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2025	3,280	3,835
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026	1,215	1,470
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2027	8,640	10,772
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2028	3,135	3,889
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 5.00% 2022	1,665	1,727
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2028	4,000	4,656
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2029	9,500	11,050
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2028	4,160	5,363
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2029	2,125	2,799
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2030	2,205	2,960
Fin. Auth., Rev. Bonds (Trinity Health Credit Group), Series 2011, 5.00% 2022 (preref. 2021)	1,405	1,428
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025	2,490	2,964
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2023	1,970	2,058
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2023	750	831
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2026	1,165	1,379
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2029	1,500	1,770
Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2019, AMT, 0.55% 2044 (put 2021)	6,000	6,006
Fin. Auth., Water Facs. Rev. Ref. Bonds (American Water Capital Corp. Project), Series 2020, 0.70% 2040 (put 2023)	1,815	1,821
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2021	30,870	31,239
G.O. Bonds, Series 2017-A, 5.00% 2021	3,500	3,556
G.O. Bonds, Series 2016, 5.00% 2022	3,000	3,060
G.O. Bonds, Series 2013, 5.00% 2022	1,990	2,077

52	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
G.O. Bonds, Series 2017-D, 5.00% 2022	$1,790	$1,896
G.O. Bonds, Series 2013, 5.00% 2023	1,710	1,863
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	7,720	9,389
G.O. Bonds, Series 2020-B, 5.00% 2026	7,000	8,502
G.O. Bonds, Series 2017-D, 5.00% 2027	4,000	4,973
G.O. Bonds, Series 2020-B, 5.00% 2029	17,630	22,780
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2021	395	398
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022	4,000	4,096
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	2,500	3,039
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-B, AMT, 3.50% 2046	1,785	1,917
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-C, 3.50% 2046	1,140	1,229
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2018-A-1, 4.00% 2048	5,855	6,505
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)	5,585	5,593
Housing Dev. Auth., Multi Family Housing Rev. Notes (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.02% 2050 (put 2025)[2]	3,725	3,812
Housing Dev. Auth., Rev. Bonds, Series 2016-A, 4.00% 2046	1,155	1,238
Housing Dev. Auth., Rev. Bonds, Series 2017-B, 4.00% 2048	2,050	2,240
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	5,085	5,670
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2023	2,700	2,909
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, Assured Guaranty Municipal insured, 0% 2030	2,605	2,250
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2002-A, Assured Guaranty Municipal insured, 5.50% 2023	2,915	3,131
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2024	1,335	1,393
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2025	205	218
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2025	665	789
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2026	2,230	2,322
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2026	1,000	1,222
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	1,000	1,041
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2035	880	628
Metropolitan Water Reclamation Dist. of Greater Chicago, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2025	2,000	2,392
Metropolitan Water Reclamation Dist. of Greater Chicago, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	2,500	3,071
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	3,000	3,540
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 5.00% 2029	325	419
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2023	5,195	5,655
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2024	5,000	5,670
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2025	5,000	5,881
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2017-A, 5.00% 2027	3,000	3,689
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2027	2,000	2,459
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	2,900	3,083
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.25% 2036 (preref. 2023)	3,080	3,566
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.125% 2043 (preref. 2023)	2,500	2,887
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-A, 5.00% 2021	1,410	1,433
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2018-A, 5.00% 2022	1,000	1,020
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025	4,385	5,076
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2027	950	1,157
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2028	11,035	14,025
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-B, 5.00% 2028	515	655
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2029	4,560	5,962
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2031	6,000	7,928

American Funds Tax-Exempt Funds	53

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2033	$1,000	$1,208
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	560	599
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	1,680	1,945
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2026	4,000	4,793
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	1,500	1,854
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2028	2,000	2,542
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2020-A, 5.00% 2028	1,100	1,398
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2020-A, 5.00% 2030	2,310	3,062
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2005-A, National insured, 5.50% 2023	2,700	2,942
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2023	1,110	1,103
County of Will, G.O. Bonds, Series 2016, 5.00% 2045 (preref. 2025)	4,225	5,073
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.375% 2022	553	560
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.625% 2023	1,104	1,146
		488,784

Indiana 1.77%
Bond Bank, Special Program Gas Rev. Bonds, Series 2007-A, 5.25% 2021	5,190	5,241
Dev. Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 2.95% 2031 (put 2021)	1,000	1,005
Fin. Auth., Educational Facs. Rev. Bonds (Marian University Project), Series 2011, 6.375% 2041 (preref. 2021)	9,500	9,570
Fin. Auth., Environmental Facs. Rev. Ref. Bonds (Indianapolis Power & Light Co. Project), Series 2020-B, AMT, 0.95% 2038 (put 2026)	1,885	1,880
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	1,245	1,326
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2023	2,825	3,144
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)	8,860	9,620
Fin. Auth., Hospital Rev. Ref. Bonds (Indiana University Health Obligated Group), Series 2016-A, 5.00% 2023	1,500	1,669
Fin. Auth., Hospital Rev. Ref. Bonds (Indiana University Health Obligated Group), Series 2016-A, 5.00% 2024	1,000	1,158
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2022	1,940	2,011
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2022 (escrowed to maturity)	60	62
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2017-A, 5.00% 2026	1,365	1,683
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2017-A, 5.00% 2027	1,530	1,941
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2026	500	579
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2027	500	576
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2028	500	574
Fin. Auth., State Revolving Fund Green Bonds, Series 2019-E, 5.00% 2023	2,310	2,481
Fin. Auth., State Revolving Fund Green Bonds, Series 2019-E, 5.00% 2027	2,250	2,803
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2022	225	238
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2023	2,485	2,748
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2023	805	890
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2027	3,500	4,436
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2027	865	1,094
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2028	2,800	3,630
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2028	1,400	1,814
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023	270	293
Gary/Chicago International Airport Auth., Airport Dev. Zone Rev. Bonds, Series 2014, AMT, 5.50% 2025	2,980	2,992
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023	725	788
Housing and Community Dev. Auth., Collateralized Rev. Bonds (RD Moving Forward Justus Project), Series 2021, 0.33% 2024 (put 2023)	6,552	6,562
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A-2, AMT, 3.50% 2038	875	919
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-A-2, AMT, 4.00% 2039	700	735
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-B-1, 3.25% 2049	2,590	2,816
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	1,260	1,400
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	3,035	3,345
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2023	935	1,016
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2024	1,035	1,165

54	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2026	$1,610	$1,927
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2032	1,000	1,318
City of Indianapolis, Local Public Improvement Bond Bank Rev. Bonds, Series 2018-A, 5.00% 2037 (preref. 2029)	3,000	3,938
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2028	1,680	1,872
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2029	1,055	1,175
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2030	1,200	1,337
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2031	800	891
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2019-D, AMT, 5.00% 2029	5,250	6,781
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2014-D, AMT, 5.00% 2022	2,000	2,039
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2019-D, AMT, 5.00% 2026	7,625	9,122
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2026	2,000	2,302
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2016-A-1, AMT, 5.00% 2028	1,095	1,316
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2031	4,455	5,103
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2033	1,500	1,718
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2002-A, 2.75% 2025	1,515	1,651
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2009-A, 3.05% 2025	2,005	2,208
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2015, AMT, 5.00% 2045 (put 2022)	3,290	3,496
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2016-A, AMT, 5.00% 2046 (put 2023)	1,535	1,654
		134,052

Iowa 0.34%
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2019-A-2, 2.875% 2049	415	419
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.00% 2047	3,640	4,142
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	235	263
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2020, 3.25% 2050	3,860	4,259
Fin. Auth., Solid Waste Fac. Rev. Green Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021, AMT, 1.50% 2042 (put 2024)	4,305	4,354
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	6,700	8,104
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2028	1,400	1,798
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2031	1,180	1,615
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2033	565	765
		25,719

Kansas 0.05%
Turnpike Auth., Turnpike Rev. Ref. Bonds, Series 2020-A, 3.00% 2027	1,215	1,397
University of Kansas Hospital Auth., Health Facs. and Improvement Rev. Bonds (University of Kansas Health System), Series 2019-B, 5.00% 2027	1,315	1,636
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)	1,015	1,068
		4,101

American Funds Tax-Exempt Funds	55

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kentucky 0.99%
County of Carroll, Environmental Facs. Rev. Bonds, Series 2008-A, 2.00% 2032	$9,030	$9,465
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	4,975	4,489
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2011, 5.00% 2042 (preref. 2021)	1,430	1,432
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2011, 5.25% 2046 (preref. 2021)	5,100	5,109
Health Facs. Auth., Rev. Bonds (Catholic Health Initiatives), Series 2014-B, 2.70% 2039 (put 2021)	1,500	1,510
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	1,630	1,633
Housing Corp., Multi Family Housing Rev. Bonds (City View Park Project), Series 2020, 1.16% 2023 (put 2023)	2,500	2,513
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	10,950	10,996
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	5,865	5,885
Louisville/Jefferson Metro County Government, Pollution Control Rev. Bonds, Series 2001-A, 0.90% 2026	1,000	1,002
Louisville/Jefferson Metro County Government, Pollution Control Rev. Bonds (Louisville Gas and Electric Company Project), Series 2003-A, 2.00% 2033	2,750	2,813
County of Owen, Water Facs. Rev. Ref. Bonds (Kentucky - American Water Co. Project), Series 2019, 2.45% 2039 (put 2029)	5,250	5,701
County of Owen, Water Facs. Rev. Ref. Bonds (Kentucky - American Water Co. Project), Series 2019, 0.70% 2040 (put 2023)	2,050	2,058
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	2,060	2,169
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	8,890	10,008
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	1,435	1,596
County of Trimble, Pollution Control Rev. Ref. Bonds (Louisville Gas and Electric Co. Project), Series 2016-A, AMT, 1.30% 2044 (put 2027)	5,500	5,588
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2022	535	552
		74,519

Louisiana 1.53%
City of Alexandria, Utilities Rev. Bonds, Series 2013-A, 5.00% 2038 (preref. 2023)	1,000	1,086
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2029	1,000	1,215
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2022	1,300	1,353
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2024 (preref. 2022)	1,000	1,040
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2022	685	718
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2028	2,000	2,565
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2023	215	230
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2024	255	285
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 5.00% 2025	360	418
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 1.30% 2041 (put 2028)	18,425	19,015
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2027	1,000	1,235
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2028	1,000	1,268
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,000	1,304
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-2, 0.55% 2043 (put 2022)	6,040	6,041
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-1, 0.60% 2043 (put 2023)	13,130	13,150
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-A, 0.60% 2043 (put 2023)	10,870	10,887
Grant Anticipation Rev. Bonds, Series 2021, 5.00% 2023	3,330	3,669
Housing Corp., Multi Family Housing Rev. Bonds (Arbours at Lafayette Project), Series 2021, 0.35% 2024 (put 2023)	6,985	7,003
Housing Corp., Multi Family Housing Rev. Bonds (Byers Estates V Project), Series 2021, 0.35% 2024 (put 2023)	2,385	2,387
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)	2,010	2,012
Housing Corp., Multi Family Housing Rev. Bonds (Stone Vista Apartments Projects), Series 2020, 0.32% 2023 (put 2022)	1,000	1,001

56	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Housing Corp., Single Family Mortgage Bonds (Home Ownership Program), Series 2020-B, 3.50% 2050	$1,915	$2,129
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2021-B, 3.00% 2051	3,020	3,330
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2027	2,600	3,292
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-A, 2.00% 2030	850	874
City of New Orleans, Sewerage Service Rev. Bonds, Series 2020-B, 5.00% 2029	1,000	1,299
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2027	1,000	1,190
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2028	900	1,069
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2007-A, 1.65% 2027 (put 2023)	6,060	6,162
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2013-A, 1.65% 2033 (put 2023)	665	676
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2020-B, 5.00% 2050 (put 2025)	3,055	3,577
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	285	294
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	940	977
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2022	195	202
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2023	175	189
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2024	135	155
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2025	255	291
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2026	240	295
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	7,235	7,508
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	4,200	4,557
		115,948

Maine 0.03%
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2026	190	229
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2027	210	258
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2028	255	319
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2029	245	311
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2030	150	193
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-E-1, AMT, 3.50% 2035	550	576
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-B, 3.50% 2040	270	280
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2013-B, 4.00% 2043	70	72
		2,238

Maryland 1.03%
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2022	830	843
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2023	815	859
Community Dev. Administration, Dept. of Housing and Community Dev., Multi Family Housing Dev. Rev. Bonds (Somerset Extension), Series 2019-H, 1.795% 2022	2,445	2,461
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-B, AMT, 3.25% 2044	240	247
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-C, 4.00% 2044	50	53
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-B, AMT, 4.50% 2048	2,780	3,113
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	2,015	2,273
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	10,260	11,432
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 3.25% 2050	8,475	9,337
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-C, 3.50% 2050	3,565	3,909
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-A, 3.75% 2050	2,335	2,598
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2023	1,000	1,051
G.O. Bonds, State and Local Facs. Loan of 2014, Series 2014-B-2, 5.00% 2025 (preref. 2022)	4,245	4,453
G.O. Bonds, State and Local Facs. Loan of 2020, Series 2020-A-1, 5.00% 2024	1,000	1,128
G.O. Bonds, State and Local Facs. Loan of 2020, Series 2020-A-2, 5.00% 2029	4,000	5,337
Health and Higher Education Auth., Rev. Bonds (The Johns Hopkins University Issue), Series 2012-A, 5.00% 2041 (preref. 2022)	2,100	2,195

American Funds Tax-Exempt Funds	57

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (MedStar Health Issue), Series 2015, 5.00% 2027	$5,000	$5,804
County of Montgomery, Housing Opportunities Commission, Program Rev. Bonds, Series 2019-A, 4.00% 2049	3,680	4,130
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	1,940	2,112
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2024	1,165	1,340
County of Prince George, G.O. Consolidated Public Improvement Bonds, Series 2011-A, 5.00% 2026 (preref. 2021)	310	312
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 5.00% 2028	4,000	5,176
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 5.00% 2033	6,035	8,081
		78,244

Massachusetts 1.16%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	2,480	2,479
Dev. Fin. Agcy., Rev. Bonds (Berkshire Health Systems Issue), Series 2012-G, 5.00% 2021	1,500	1,512
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2026	1,000	1,219
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2027	1,500	1,881
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2028	1,200	1,542
Dev. Fin. Agcy., Rev. Bonds (Boston Medical Center Issue), Series 2012-C, 5.25% 2025	2,390	2,497
Dev. Fin. Agcy., Rev. Bonds (CareGroup Obligated Group Issue), Series 2016-I, 5.00% 2025	2,500	2,949
Dev. Fin. Agcy., Rev. Bonds (CareGroup Obligated Group Issue), Series 2016-I, 5.00% 2026	1,000	1,219
Dev. Fin. Agcy., Rev. Bonds (Mass General Brigham Issue), Series 2020-A-2, 5.00% 2023	6,725	7,355
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-2, 5.00% 2038 (put 2025)	5,000	5,816
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-4, 5.00% 2038 (put 2024)	2,500	2,798
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2024	2,000	2,268
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2025	1,275	1,498
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2026	1,150	1,395
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2027	1,150	1,393
Dev. Fin. Agcy., Rev. Bonds (Williams College Issue), Series 2011-N, 0.45% 2041 (put 2025)	2,685	2,693
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2017-A, AMT, 5.00% 2022	1,000	1,045
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2017-A, AMT, 5.00% 2023	2,500	2,723
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2019-B, AMT, 3.00% 2035	4,220	4,364
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2020-B, AMT, 2.625% 2036	1,215	1,271
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2021-B, AMT, 2.00% 2037	2,200	2,230
Federal Highway Grant Anticipation Notes (Accelerated Bridge Program), Series 2013-A, 5.00% 2024 (preref. 2022)	2,170	2,263
Housing Fin. Agcy., Construction Loan Notes, Series 2017-B, 2.05% 2021	410	410
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.30% 2023	495	495
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.40% 2024	635	636
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 167, 4.00% 2043	135	139
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 181, 4.00% 2044	575	609
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 183, 3.50% 2046	610	645
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 190, 4.00% 2048	5,960	6,468
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 215, 4.00% 2050	2,925	3,312
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 177, AMT, 4.00% 2039	910	960
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 188, AMT, 4.00% 2043	2,580	2,785
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 171, 4.00% 2044	140	145
Port Auth., Rev. Bonds, Series 2017-A, AMT, 5.00% 2026	2,510	3,044
School Building Auth., Dedicated Sales Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2030 (preref. 2022)	8,000	8,408
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	2,080	2,757
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2030	1,860	2,520
		87,743

Michigan 2.87%
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	1,395	1,458
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2024	1,000	1,158
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2025	1,000	1,201
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2026	1,000	1,239
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	35,895	38,248

58	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Fin. Auth., Hospital Rev. Ref. Bonds (Beaumont Health Credit Group), Series 2015-A, 5.00% 2025	$3,000	$3,425
Fin. Auth., Hospital Rev. Ref. Bonds (Henry Ford Health System), Series 2016, 5.00% 2027	5,095	6,247
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.15% 2021	830	830
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022	380	380
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2022	2,500	2,654
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2022	5,000	5,222
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2023	1,215	1,326
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2027	1,750	2,061
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 5.00% 2021	1,650	1,668
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2026	895	1,085
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2029	1,795	2,350
County of Genesee, Water Supply System Limited Tax G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2022	515	546
County of Genesee, Water Supply System Limited Tax G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2023	500	553
County of Genesee, Water Supply System Limited Tax G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2024	850	959
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2032	750	996
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-A, 5.00% 2033	1,000	1,330
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-C, 5.00% 2028	2,000	2,443
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-C, 5.00% 2029	2,000	2,436
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	13,515	14,063
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2022	700	746
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2012-C, 5.00% 2026 (preref. 2022)	3,670	3,819
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2034 (put 2022)	3,580	3,725
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	5,740	5,757
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Mid Apartments Project), Series 2021, 0.40% 2024 (put 2023)	4,335	4,349
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025	1,700	1,703
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 1.80% 2031	1,000	1,012
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A, 4.00% 2046	430	459
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	10,025	10,726
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	1,995	2,150
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	3,145	3,445
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	13,800	15,317
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2049	6,660	7,444
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	5,140	5,707
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-B, 3.75% 2050	3,355	3,715
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	14,435	15,937
County of Lenawee, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Promedica Healthcare Obligated Group), Series 2011-B, 6.00% 2035 (preref. 2021)	3,010	3,061
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2026	2,110	2,551
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2031	2,460	3,184
Board of Trustees of Michigan State University, Rev. Ref. Bonds, Series 2020-A, 5.00% 2030	950	1,284
County of Monroe, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Project), Series 1992-AA, National insured, 6.95% 2022	5,000	5,362
Strategic Fund, Limited Obligation Rev. Bonds (Consumers Energy Co. Project), Series 2019, AMT, 1.80% 2049 (put 2024)	4,290	4,446
Strategic Fund, Exempt Facs. Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 0.58% 2027 (put 2024)	3,500	3,500
Trunk Line Fund Bonds (Rebuilding Michigan Program), Series 2020-B, 5.00% 2027	5,000	6,373

American Funds Tax-Exempt Funds	59

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2011-A, AMT, 5.00% 2021	$3,235	$3,287
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-F, AMT, 5.00% 2025	2,500	2,985
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-F, AMT, 5.00% 2026	1,000	1,186
		217,108

Minnesota 1.00%
County of Dakota, Community Dev. Agcy., Multi Family Housing Rev. Bonds (Ree-Aster House Apartments Project), Series 2020, 0.35% 2024 (put 2023)	4,000	4,011
Higher Education Supplemental Loan Auth., Rev. Bonds, Series 2020, AMT, 2.65% 2038	4,000	4,146
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	4,940	4,943
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2013-A, AMT, 3.00% 2031	180	185
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-B, 4.00% 2038	90	96
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-A, AMT, 4.00% 2041	1,760	1,850
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-C, AMT, 4.00% 2045	1,015	1,084
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-B, 3.50% 2046	1,800	1,924
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-E, AMT, 3.50% 2046	1,025	1,083
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2016-E, 4.00% 2047	550	589
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	3,450	3,778
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	2,420	2,643
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049	10,335	11,550
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2019-B, 4.25% 2049	4,095	4,598
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-E, 3.50% 2050	4,435	4,922
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	1,115	1,233
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	3,900	4,278
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	3,730	4,108
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	6,090	6,728
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)	2,780	2,781
City of Minneapolis, Metropolitan Airports Commission, Airport Rev. and Rev. Ref. Bonds, Series 2019-B, AMT, 5.00% 2022	4,345	4,431
Regents of the University of Minnesota, G.O. Bonds, Series 2011-D, 5.00% 2028 (preref. 2021)	1,180	1,199
Regents of the University of Minnesota, G.O. Rev. Ref. Bonds, Series 2017B, 5.00% 2021	3,640	3,699
		75,859

Mississippi 0.24%
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2025	1,245	1,446
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2026	1,045	1,255
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2024	1,000	1,146
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2026	2,925	3,458
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	2,120	2,120
Home Corp., Single Family Mortgage Rev. Bonds, Series 2017-C, AMT, 4.00% 2046	1,360	1,465
Home Corp., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2048	2,120	2,339
Home Corp., Single Family Mortgage Rev. Bonds, Series 2020-B, 3.25% 2050	4,380	4,823
		18,052

Missouri 0.81%
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-B, 5.00% 2052 (put 2028)	20,285	25,908
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Saint Luke’s Health System, Inc.), Series 2016, 5.00% 2025	1,500	1,791
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	2,070	2,182
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-B, 3.25% 2047	2,130	2,283

60	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-A, 4.25% 2047	$1,640	$1,835
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2018-A, 4.25% 2049	1,310	1,454
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	4,515	4,991
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-B, 3.00% 2052	6,275	6,923
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	2,995	3,298
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-2, 4.00% 2045	1,470	1,578
Kansas City, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Cathedral Towers), Series 2020, 0.35% 2024 (put 2022)	7,000	7,009
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2031	1,250	1,619
		60,871

Montana 0.18%
Board of Housing, Single Family Mortgage Bonds, Series 2015-B-2, AMT, 3.50% 2042	295	311
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	905	963
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	3,545	3,931
Board of Housing, Single Family Mortgage Bonds, Series 2020-C, 3.00% 2050	1,900	2,078
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 4.00% 2050	3,630	4,099
Board of Housing, Single Family Mortgage Bonds, Series 2021-A-1, 3.00% 2051	2,315	2,546
		13,928

Nebraska 0.67%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2022	1,000	1,052
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2032 (preref. 2022)	4,000	4,205
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2042	2,455	2,581
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2026	1,155	1,374
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2017-B, AMT, 3.50% 2040	4,255	4,564
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-A, 3.00% 2043	160	162
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-E, 3.00% 2043	5	5
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	490	516
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	2,495	2,597
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-A, 3.50% 2045	1,380	1,459
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	1,715	1,836
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	1,010	1,024
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	2,845	3,121
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	1,480	1,618
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019-B, AMT, 4.00% 2049	4,330	4,749
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	10,865	12,017
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-C, 3.00% 2050	2,285	2,497
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-A, 3.50% 2050	3,795	4,207
Public Power Dist., G.O. Rev. Bonds, Series 2012-A, 5.00% 2029 (preref. 2022)	1,235	1,260
		50,844

Nevada 1.03%
Dept. of Business and Industry, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.25% 2050 (put 2022)[3]	8,760	8,762
Clark County School Dist., Limited Tax G.O. Bonds, Series 2016-F, 5.00% 2026	2,470	2,999
Clark County School Dist., Limited Tax G.O. Building and Rev. Ref. Bonds, Series 2017-C, 5.00% 2027	3,045	3,798
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 5.00% 2026	1,550	1,886
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2027	4,000	5,015
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, Assured Guaranty Municipal insured, 5.00% 2027	2,000	2,507
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2022	2,810	2,934

American Funds Tax-Exempt Funds	61

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2023	$1,555	$1,660
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2027	2,500	2,662
City of Henderson, Local Improvement Dist. No. T-14 (Anthem), Local Improvement Bonds, Series 2017, 2.375% 2022	910	919
City of Henderson, Local Improvement Dist. No. T-14 (Anthem), Local Improvement Bonds, Series 2017, 2.50% 2023	940	967
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Local Improvement Bonds, Series 2017, 2.00% 2022	905	923
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Local Improvement Bonds, Series 2017, 2.25% 2024	520	542
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Local Improvement Bonds, Series 2017, 2.50% 2025	550	583
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	2,245	2,246
Housing Division, Multi Unit Housing Rev. Bonds (Whittell Pointe Apartments), Series 2020, 0.30% 2023 (put 2022)	5,415	5,422
Housing Division, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2049	1,780	1,976
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2025	2,185	2,517
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,200	1,422
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2024	1,960	2,228
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	1,575	1,611
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2026	5,045	6,162
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2027	2,275	2,856
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	1,500	1,933
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-C, AMT, 0.625% 2036 (put 2022)	1,120	1,123
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-F, AMT, 2.05% 2036 (put 2022)	8,000	8,099
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-E, AMT, 2.05% 2036 (put 2022)	4,000	4,050
		77,802

New Hampshire 0.31%
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2024	1,250	1,429
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2025	1,250	1,480
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2026	1,250	1,527
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2027	1,250	1,524
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	4,527	5,509
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2018-A, AMT, (SIFMA Municipal Swap Index + 0.75%) 0.395% 2033 (put 2021)[2]	11,975	11,978
		23,447

New Jersey 1.64%
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2023	1,000	1,086
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2024	1,000	1,132
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,210
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2024	1,500	1,698
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2025	1,000	1,171
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2026	1,000	1,207
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2015-XX, 5.00% 2025	8,000	9,368
Econ. Dev. Auth., Transportation Project Sublease Rev. Ref. Bonds (New Jersey Transit Corp. Projects), Series 2017-B, 5.00% 2026	4,800	5,855
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-E, AMT, 0.85% 2025	905	904

62	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.10% 2029 (put 2027)	$1,345	$1,350
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.20% 2034 (put 2023)	11,105	11,246
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2019-A, AMT, 2.20% 2039 (put 2029)	5,140	5,523
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2025	1,340	1,582
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2027	1,250	1,531
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2022	1,500	1,564
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2025	1,000	1,182
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2026	900	1,099
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2027	1,150	1,446
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2012-1-A, AMT, 5.00% 2021	4,000	4,062
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2020-A, AMT, 5.00% 2027	1,000	1,241
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	1,000	1,244
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 2.50% 2040	2,760	2,849
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2026	335	407
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2027	335	416
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 5.00% 2026	1,425	1,731
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 5.00% 2027	1,325	1,644
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Pilgrim Baptist Village I & II), Series 2019-E, 1.50% 2022 (put 2021)	8,480	8,489
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	7,030	7,914
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	5,970	6,767
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-E, 3.50% 2051	7,615	8,493
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2012-A, 5.00% 2023	1,500	1,590
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,307
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2022	2,660	2,766
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2026	3,000	3,644
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2027	3,140	3,927
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2028	3,000	3,594
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2028	2,000	2,558
Transportation Trust Fund Auth., Transportation System Rev. Ref. Bonds, Series 2006-A, 5.50% 2021	4,070	4,149
Transportation Trust Fund Auth., Transportation System Rev. Ref. Bonds, Series 2015-AA, 5.00% 2023	1,000	1,089
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	2,140	2,591
Turnpike Auth., Turnpike Rev. Bonds, Series 2014-A, 5.00% 2028	1,400	1,590
		124,216

New Mexico 0.99%
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2025	400	474
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2026	275	336
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2028	375	481
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-D, 1.10% 2040 (put 2023)	15,750	15,994
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	16,515	16,863
G.O. Bonds (Capital Projects), Series 2015, 5.00% 2025	2,430	2,847
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-A, 5.00% 2029	1,195	1,574
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-A, 5.00% 2030	1,110	1,461
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2016-A-2, Class I, AMT, 3.50% 2046	2,080	2,225
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2017-B-2, Class I, AMT, 3.75% 2048	1,010	1,098
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	3,235	3,600
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050	5,875	6,570
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-A, Class I, 3.00% 2052	5,765	6,362

American Funds Tax-Exempt Funds	63

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Mexico (continued)
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	$3,990	$4,417
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 4.00% 2022	905	931
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)	8,430	9,802
		75,035

New York 8.73%
Dormitory Auth., Rev. Bonds (Sloan-Kettering Cancer Center), Series 2012, 5.00% 2034 (preref. 2022)	1,255	1,281
Dormitory Auth., Rev. Green Bonds (Cornell University), Series 2019-D, 5.00% 2033	1,000	1,442
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022	4,415	4,532
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2026	4,000	4,845
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2030	15,000	20,240
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2018-A, 5.00% 2030	12,000	15,546
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2030	9,040	11,385
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2030	3,035	4,088
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 5.00% 2030	2,475	3,340
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2032	12,925	17,424
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2033	1,000	1,322
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2022	2,110	2,174
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-C, 5.00% 2024	12,500	14,105
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2028	1,740	2,139
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-C, 5.00% 2029	2,995	3,839
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2033	1,405	1,782
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2038	1,000	1,120
City of Geneva, Dev. Corp., Rev. Ref. Bonds (Hobart and William Smith Colleges Project), Series 2012, 5.00% 2032 (preref. 2022)	1,120	1,179
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2018-H, 2.75% 2022	5,000	5,162
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 1.55% 2023	5,330	5,359
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-K, 0.70% 2024	6,330	6,364
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.85% 2024	2,885	2,892
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-I, 1.75% 2024	1,900	1,915
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025	8,015	8,031
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-2, 0.75% 2025	5,225	5,235
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.95% 2025	2,000	2,012
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 1.10% 2026	2,250	2,263
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)	4,475	4,487
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-E-2, 0.65% 2056 (put 2025)	1,845	1,850
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	9,200	9,231
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	5,535	5,553
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042	1,000	1,051
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-B, 5.00% 2021	250	253
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2016-D, 5.00% 2021	125	127
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2008-B-2, 5.00% 2022	460	488
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2023	935	1,034
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2013-E, 5.00% 2023	350	387
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2024	5,050	5,805
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2027	3,150	3,663
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2029 (preref. 2022)	1,000	1,064
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)	2,000	2,127
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2011-A, 5.00% 2041 (preref. 2021)	4,075	4,132
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2044 (put 2022)[2]	7,750	7,717
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	17,920	23,598
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2047 (preref. 2022)	9,000	9,571
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-B, 5.00% 2024	1,165	1,339
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-F, 5.00% 2027	2,815	3,334
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	7,370	7,424
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-1, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	5,000	5,037

64	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.833% 2032 (put 2026)[2]	$3,675	$3,745
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-G-4, 0.617% 2030 (put 2022)[2]	465	467
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2022	1,150	1,221
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2023	1,035	1,145
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2024	1,425	1,637
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2025	2,250	2,674
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2018-B, 5.00% 2025	1,700	2,021
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2027	1,400	1,757
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2028	1,185	1,523
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2029	1,000	1,311
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2032	1,050	1,387
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.55% 2023	380	381
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.75% 2024	825	828
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 52, AMT, 3.50% 2030	830	870
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 191, AMT, 3.50% 2034	95	98
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 206, AMT, 4.00% 2037	1,730	1,862
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 48, 2.625% 2041	95	97
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	4,780	5,078
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	13,325	14,672
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	2,445	2,577
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	1,680	1,789
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	4,230	4,524
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 217, 4.00% 2049	10,630	11,699
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 226, AMT, 3.50% 2050	985	1,075
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.65% 2024	715	717
New York City G.O. Bonds, Series 1994-A-4, 5.00% 2021	2,420	2,420
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2022	1,140	1,206
New York City G.O. Bonds, Series 2014-G, 5.00% 2023	1,550	1,702
New York City G.O. Bonds, Series 2015-A, 5.00% 2025	4,915	5,838
New York City G.O. Bonds, Series 2018-C, 5.00% 2027	1,200	1,516
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2028	10,000	12,952
New York City G.O. Bonds, Series 2017-C, 5.00% 2028	4,300	5,333
New York City G.O. Bonds, Series 2018-A, 5.00% 2028	3,700	4,669
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2028	1,400	1,821
New York City G.O. Bonds, Series 2015-C, 5.00% 2028	1,000	1,161
New York City G.O. Bonds, Series 2016-C, 5.00% 2029	1,000	1,200
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2030	22,675	30,618
New York City G.O. Bonds, Series 2019-E, 5.00% 2030	2,235	2,897
New York City G.O. Bonds, Series 2008-L-6, 5.00% 2030	2,000	2,612
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2032	5,245	7,007
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2032	2,110	2,764
New York City G.O. Bonds, Series 2012-D-1, 5.00% 2036 (preref. 2021)	1,000	1,008
New York City G.O. Bonds, Series 2014-D-3, 5.00% 2038 (put 2024)	1,015	1,108
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	2,920	3,422
New York City Health and Hospitals Corp., Health System Bonds, Series 2013-A, 5.00% 2023	2,000	2,150
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2026	2,055	2,476
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 4.00% 2027	2,250	2,672
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2027	2,675	3,322
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022	1,480	1,480
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2016-C-2, 0.23% 2050 (put 2022)	1,760	1,760
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	3,905	3,930
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2020-D-2, 0.70% 2060 (put 2024)	1,450	1,457
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2020-A-3, 1.125% 2060 (put 2024)	2,900	2,917
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-1, 1.65% 2030	750	763
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	5,150	5,325

American Funds Tax-Exempt Funds	65

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-G-2-A, 2.00% 2057 (put 2021)	$1,915	$1,923
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	1,400	1,408
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	7,215	7,258
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	8,340	8,378
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-2, 4.00% 2024	2,000	2,223
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2012-FF, 5.00% 2045	1,000	1,043
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-C-1, 5.00% 2021	4,140	4,190
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2003-A-1, 5.00% 2022	1,305	1,321
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022	310	321
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2012-E-1, 5.00% 2023	1,200	1,229
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023	615	661
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024	9,475	10,954
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2026	3,370	4,181
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2003-C-3, 5.00% 2026	1,400	1,723
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-C, 5.00% 2027	5,000	5,876
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-G-1, 5.00% 2027	4,545	5,786
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2027	2,000	2,546
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2003-C-3, 5.00% 2027	1,400	1,770
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-C, 5.00% 2028	1,000	1,251
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A, 5.00% 2032	4,500	6,089
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2032	890	1,206
New York City Transitional Fin. Auth., Recovery Bonds, Series 2020-1, 5.00% 2021	13,445	13,608
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 4.00% 2022	5,185	5,311
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 2.00% 2022	750	757
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 4.00% 2023	710	749
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2022	1,725	1,804
Port Auth., Consolidated Bonds, Series 207, AMT, 5.00% 2022	1,000	1,054
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2023	1,405	1,536
Port Auth., Consolidated Bonds, Series 195, AMT, 5.00% 2025	1,540	1,825
Port Auth., Consolidated Bonds, Series 221, AMT, 5.00% 2028	1,000	1,279
Port Auth., Consolidated Rev. Ref. Bonds, Series 186, AMT, 5.00% 2023	5,000	5,523
Public Housing Capital Fund Rev. Trust I, Trust Certs., Series 2012, 4.50% 2022[3]	448	451
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 5.00% 2030	3,000	3,963
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2030	1,000	1,264
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 5.00% 2033	10,000	13,540
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2023	1,500	1,665
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2024	2,690	3,103
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2027	1,340	1,697
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2029	810	1,072
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2008-B-1, 5.00% 2022	635	675
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2016-A, 5.00% 2024	1,020	1,180
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2013-B, 5.00% 2021	560	568
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2013-B, 5.00% 2022	200	213
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2030	1,220	1,618
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (Econ. Dev. and Housing), Series 2004-A-2, National insured, 5.50% 2024	3,835	4,375
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2025	2,000	2,346
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2028	4,510	5,429

66	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2028	$2,455	$3,159
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2029	1,750	2,307
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2029	1,500	1,684
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2030	2,250	2,699
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2030	2,000	2,699
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2031	1,000	1,352
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2032	21,000	28,266
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2033	10,695	14,327
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025	1,190	1,327
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (EG Mt. Vernon Preservation, LP Project), Series 2020, 0.30% 2023 (put 2022)	4,720	4,726
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe LP Project), Series 2021, 0.28% 2024 (put 2023)	14,060	14,075
City of Yonkers, G.O. Bonds, Series 2011-A, Assured Guaranty Municipal insured, 5.00% 2024 (preref. 2024)	740	746
		660,258

North Carolina 1.52%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	10,350	10,355
City of Charlotte, Charlotte Douglas International Airport, Airport Rev. Ref. Bonds, Series 2014-A, 5.00% 2026	2,000	2,277
City of Charlotte, Water and Sewer System Rev. Ref. Bonds, Series 2020, 5.00% 2028	1,000	1,301
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	2,530	2,531
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (Oakley Square Apartments Project), Series 2020-A, 0.30% 2024 (put 2022)	2,675	2,676
Educational Assistance Auth., Student Loan Rev. Bonds, Series 2020-A, AMT, 5.00% 2026	1,000	1,179
G.O. Public Improvement Bonds (Connect NC), Series 2019-B, 5.00% 2028	1,160	1,504
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	4,715	4,718
Grant Anticipation Rev. Vehicle Bonds, Series 2019, 5.00% 2023	6,370	6,858
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-D, 5.00% 2049 (put 2031)	4,680	6,466
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-C, 5.00% 2050 (put 2028)	8,810	11,474
Housing Fin. Agcy., Home Ownership Rev. and Rev. Ref. Bonds (1998 Trust Agreement), Series 45, 3.00% 2051	4,275	4,687
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	800	888
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 41, 4.00% 2050	2,700	2,986
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 37-A, AMT, 3.50% 2039	3,830	4,035
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 39-B, 4.00% 2048	2,130	2,342
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	1,795	1,951
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	3,710	4,181
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	1,740	1,941
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)	3,710	3,717
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2022	1,540	1,595
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2023	2,430	2,634
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2029	1,500	1,952
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2030	1,000	1,231
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2031	1,370	1,796
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2031	1,000	1,230
City of Sanford, Housing Auth., Multi Family Housing Rev. Bonds (Matthews Garden Gilmore), Series 2020, 0.30% 2023 (put 2022)	1,500	1,502
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019-B, (1-month USD-LIBOR x 0.67 + 0.35%) 0.192% 2034 (put 2022)[2]	8,000	8,001
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.467% 2041 (put 2022)[2]	9,850	9,872
County of Wake, G.O. Public Improvement Bonds, Series 2014, 5.00% 2021	505	507
County of Wake, Limited Obligation Bonds, Series 2021, 5.00% 2023	6,300	6,792
		115,179

North Dakota 0.68%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	8,205	8,222
City of Fargo, Health System Rev. Bonds, Series 2011, 6.25% 2031 (preref. 2021)	4,260	4,323
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	13,275	14,294

American Funds Tax-Exempt Funds	67

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Dakota (continued)
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2014-A, 4.00% 2034	$160	$168
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	215	227
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	265	277
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-D, 4.00% 2046	2,615	2,778
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2016-B, AMT, 4.00% 2047	1,565	1,683
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	3,955	4,310
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-F, 4.00% 2048	650	710
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2018-D, 4.25% 2049	2,300	2,543
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	1,815	2,018
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, 3.75% 2050	1,575	1,746
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2020-B, 3.00% 2051	2,835	3,107
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	4,810	5,311
		51,717

Ohio 3.22%
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2005-C, AMT, 2.10% 2028 (put 2024)	7,935	8,309
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2005-A, AMT, 2.10% 2029 (put 2024)	15,000	15,703
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2027	2,605	3,302
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2029	3,165	4,192
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2030	4,000	5,344
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-B, 5.00% 2047 (put 2022)	9,425	9,759
County of Allen, Hospital Facs. Rev. Ref. and Improvement Bonds (Catholic Health Partners), Series 2012-A, 5.00% 2022	3,300	3,419
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2028	2,600	3,315
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	1,765	2,305
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	510	668
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2030	725	971
City of Cincinnati, Unlimited Tax G.O. Bonds, Series 2014-A, 5.00% 2024 (preref. 2022)	1,270	1,322
City of Cleveland, Airport System Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	1,850	2,139
City of Cleveland, Water Rev. Bonds, Series 2020-FF, 5.00% 2027	1,100	1,368
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2025	950	1,089
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2026	1,000	1,182
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2027	1,500	1,822
Dayton Metro Library, Library Improvement Bonds, Series 2013-A, 5.00% 2038 (preref. 2021)	1,215	1,235
G.O. Conservation Projects Bonds, Series 2019-A, 2.00% 2022	620	627
G.O. Higher Education Bonds, Series 2021-A, 5.00% 2025	440	518
G.O. Higher Education Bonds, Series 2021-A, 5.00% 2027	1,340	1,681
G.O. Common Schools Bonds, Series 2021-A, 5.00% 2025	1,000	1,183
G.O. Common Schools Bonds, Series 2021-A, 5.00% 2027	1,075	1,353
G.O. Common Schools Rev. Ref. Bonds, Series 2020-B, 5.00% 2023	1,825	2,015
G.O. Common Schools Rev. Ref. Bonds, Series 2017-B, 5.00% 2026	1,000	1,233
G.O. Common Schools Rev. Ref. Bonds, Series 2021-B, 5.00% 2028	1,370	1,783
County of Geauga, Rev. Bonds (South Franklin Circle Project), Series 2012-A, 8.00% 2047 (preref. 2022)[1]	6,925	7,817
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2025	1,180	1,357
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2028	6,420	8,078
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2029	7,300	9,422
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2030	2,220	2,927
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)	4,860	4,866
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	2,775	2,781
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)	6,035	6,037
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (The Arts Apartments Project), Series 2020-A, 0.35% 2023 (put 2022)	6,250	6,271
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-K, 3.50% 2046	2,130	2,283
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-D, 4.00% 2047	2,490	2,673

68	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-B, AMT, 4.50% 2047	$1,355	$1,478
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	7,855	8,502
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	2,760	3,088
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	10,835	12,170
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-B, 4.50% 2050	1,605	1,806
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2028	6,300	8,234
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2029	2,825	3,777
North East Ohio Regional Sewer Dist., Wastewater Improvement Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2044 (preref. 2024)	6,500	7,530
Ohio University, General Receipts Bonds, Series 2013, 5.00% 2039 (preref. 2022)	1,500	1,598
Ohio University, General Receipts Bonds, Series 2013, 5.00% 2043 (preref. 2022)	2,000	2,131
Port Auth., Gas Supply Rev. Ref. Bonds, Series 2019, 5.00% 2049 (put 2025)	8,685	10,001
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2022	1,825	1,904
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2022	1,550	1,654
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2023	2,590	2,869
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2023	2,305	2,504
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2024	1,360	1,560
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, 5.00% 2024	625	705
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2026	865	1,006
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2027	500	580
Public Facs. Commission, Higher Education G.O. Bonds, Series 2015-C, 5.00% 2028	9,000	10,525
Rev. Bonds (Premier Health Partners Obligated Group), Series 2020, 5.00% 2032	1,000	1,294
Rev. Bonds (Premier Health Partners Obligated Group), Series 2020, 5.00% 2033	415	535
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025	855	917
Turnpike and Infrastructure Commission, Rev. Ref. Bonds, Series 1998-A, National insured, 5.50% 2026	6,500	7,801
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2029	1,000	1,268
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2030	1,325	1,670
Water Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 3.25% 2022	3,500	3,637
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023	1,420	1,548
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2019-A, 5.00% 2029	1,400	1,841
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2032	5,000	6,718
		243,200

Oklahoma 0.11%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023	4,470	4,889
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2020-B, 3.25% 2050	1,990	2,203
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2032	880	1,178
		8,270

Oregon 1.01%
Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2029	775	962
Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2030	1,035	1,304
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2020, 3.50% 2050	3,790	4,211
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2027	500	633
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2028	500	650

American Funds Tax-Exempt Funds	69

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oregon (continued)
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)	$8,335	$8,357
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	1,640	1,642
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2015-A, 3.50% 2036	2,005	2,112
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	4,405	4,779
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2016-A, 4.00% 2047	440	471
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-A, 4.50% 2049	1,430	1,569
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-A, 3.50% 2051	3,260	3,628
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-C, 3.00% 2052	3,490	3,827
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2026	1,500	1,816
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2027	1,780	2,217
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2031	4,000	5,263
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2032	3,300	4,328
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-C, 5.00% 2024	1,400	1,586
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-B, 5.00% 2026	1,700	2,003
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-A, 5.00% 2026	950	1,119
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2025 (preref. 2022)	7,000	7,444
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2026 (preref. 2024)	1,390	1,610
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2027 (preref. 2024)	5,225	6,053
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2029 (preref. 2024)	4,785	5,543
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030 (preref. 2024)	2,735	3,168
		76,295

Pennsylvania 3.38%
County of Allegheny, Airport Auth., Airport Rev. Bonds, Series 2012-A-1, AMT, 5.00% 2024 (preref. 2022)	1,025	1,045
County of Allegheny, G.O. Bonds, Series C-70, 5.00% 2034 (preref. 2022)	1,000	1,066
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 5.00% 2022	1,000	1,047
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2021-B, 5.00% 2025	740	882
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2021-B, 5.00% 2026	1,165	1,433
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2021-B, 5.00% 2027	975	1,232
County of Berks, G.O. Bonds, Series 2015, 4.00% 2027 (preref. 2023)	665	724
County of Bucks, Industrial Dev. Auth., Solid Waste Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 2.75% 2022	400	414
County of Chester, G.O. Bonds, Series 2011, 5.00% 2032 (preref. 2021)	2,505	2,540
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)	1,370	1,522
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)	1,185	1,316
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2019-A, 5.00% 2029	1,000	1,315
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2012-A, 5.00% 2024 (preref. 2022)	1,200	1,254
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2012-A, 5.00% 2025 (preref. 2022)	1,100	1,149
Delaware River Port Auth., Port Dist. Project Rev. Ref. Bonds, Series 2012, 5.00% 2022	1,300	1,325
Delaware River Port Auth., Rev. Bonds, Series 2013, 5.00% 2030	2,500	2,791
Township of East Hempfield, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Willow Valley Communities Project), Series 2016, 5.00% 2021	650	660
Township of East Hempfield, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Willow Valley Communities Project), Series 2016, 5.00% 2022	590	626
Econ. Dev. Fncg. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2008, 0.40% 2023	8,895	8,917
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2022	5,500	5,862
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2023	5,540	6,032
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2024	9,180	10,405

70	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2024	$5,550	$6,408
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2025	5,985	7,023
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2026	2,315	2,795
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2026	1,775	2,149
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2014, AMT, 0.22% 2044 (put 2021)	7,750	7,751
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2021-A, AMT, (SIFMA Municipal Swap Index + 0.40%) 0.42% 2041 (put 2024)[2]	4,840	4,844
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2023	2,250	2,446
G.O. Bonds, Series 2012-1, 5.00% 2024 (preref. 2022)	1,685	1,754
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.62% 2049 (put 2024)[2]	4,520	4,550
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	310	370
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2029	535	677
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2030	400	514
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2020, 2.45% 2041	2,300	2,360
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.625% 2042	1,965	1,999
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 5.00% 2027	1,200	1,516
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 5.00% 2028	1,300	1,683
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2011, 6.25% 2043 (preref. 2021)	1,000	1,010
Higher Educational Facs. Auth., Rev. Bonds (Temple University), Series 2012-1, 5.00% 2035 (preref. 2022)	2,755	2,845
Higher Educational Facs. Auth., Rev. Ref. Bonds, Series 2015-AQ, 5.00% 2024	3,955	4,488
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-A, AMT, 4.75% 2033	6,155	6,746
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-123-A, AMT, 4.00% 2039	1,880	1,985
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-118-A, AMT, 3.50% 2040	1,585	1,633
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-117-A, AMT, 3.50% 2040	180	188
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-119, 3.50% 2041	255	266
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-121, 3.50% 2046	4,595	4,846
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 3.50% 2046	3,025	3,183
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	4,825	5,183
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	8,525	9,317
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	3,830	4,169
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-132-A, 3.50% 2051	3,325	3,605
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	9,610	9,619
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)	3,095	3,097
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2025	1,000	1,183
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2026	1,920	2,348
County of Luzerne, Industrial Dev. Auth., Rev. Ref. Bonds (Pennsylvania - American Water Co. Project), Series 2019, 2.45% 2039 (put 2029)	4,500	4,951
County of Montgomery, Higher Education and Health Auth., Hospital Rev. Bonds (Abington Memorial Hospital Obligated Group), Series 2012-A, 5.00% 2031 (preref. 2022)	1,900	1,976
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2018-C, 0.74% 2051 (put 2023)[2]	2,800	2,800
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2024 (preref. 2022)	1,000	1,039
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2023 (preref. 2022)	2,400	2,493
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.11% 2048 (put 2022)[2]	2,075	2,088
City of Philadelphia, Airport Rev. and Rev. Ref. Bonds, Series 2021, AMT, 5.00% 2030	2,255	2,992

American Funds Tax-Exempt Funds	71

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2023	$1,000	$1,073
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2024	2,000	2,227
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2025	2,000	2,295
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2028	1,000	1,160
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2023	1,220	1,339
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2024	5,080	5,801
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2025	3,000	3,550
Philadelphia School Dist., G.O. Bonds, Series 2019-A, National insured, 5.00% 2025	1,200	1,420
Philadelphia School Dist., G.O. Bonds, Series 2019-A, National insured, 5.00% 2026	2,000	2,443
Philadelphia School Dist., G.O. Green Bonds, Series 2019-B, 5.00% 2028	3,740	4,821
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2021	2,195	2,203
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2022	4,850	5,101
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,500	1,647
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2017-C, Assured Guaranty Municipal insured, 0.67% 2040 (put 2023)[2]	7,955	8,026
Public School Building Auth., School Lease Rev. Bonds (Philadelphia School Dist. Project), Series 2012, 5.00% 2022	2,250	2,322
Saint Mary Hospital Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-PA, 5.00% 2029	1,000	1,302
Transportation Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2028	1,475	1,866
Turnpike Commission, Turnpike Rev. Bonds, Series 2016, 5.00% 2022	5,000	5,203
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2026 (preref. 2021)	1,855	1,885
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2027	1,060	1,290
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2028	1,500	1,911
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2030	1,535	2,080
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2030 (preref. 2021)	1,130	1,148
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2031	2,005	2,746
Turnpike Commission, Turnpike Rev. Bonds (Motor License Fund), Series 2011-B, 5.00% 2041 (preref. 2021)	2,405	2,444
Turnpike Commission, Turnpike Rev. Ref. Bonds, Series 2019, 5.00% 2030	1,250	1,625
		255,374

Rhode Island 0.20%
Health and Educational Building Corp., Providence Public Schools Rev. Bond Fncg. Program, Rev. Ref. Bonds (Providence Public Buildings Auth. Issue), Series 2015, Assured Guaranty Municipal insured, 5.00% 2026	2,000	2,344
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-2, 4.00% 2032	145	147
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	350	361
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 68-C, AMT, 3.50% 2039	3,715	3,891
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	2,185	2,187
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2025	525	620
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	825	1,001
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2014-A, AMT, 5.00% 2021	1,400	1,421
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2015-A, AMT, 3.50% 2025	3,000	3,078
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2015-A, AMT, 3.625% 2026	75	75
		15,125

South Carolina 1.35%
County of Charleston, G.O. Capital Improvement Transportation Sales Tax Bonds, Series 2011, 5.00% 2024 (preref. 2021)	1,255	1,270
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)	4,255	4,260
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 5.00% 2027	450	560
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 5.00% 2029	500	656
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2013, 5.00% 2043 (preref. 2023)	6,380	6,851
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2016-B-2, AMT, 4.00% 2043	1,050	1,124
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-A, 4.00% 2047	1,835	1,968
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	1,200	1,300
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	2,385	2,647
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	14,815	16,791

72	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-B, 3.25% 2052	$7,280	$8,042
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	1,135	1,234
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	5,420	5,879
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-C, 5.00% 2021	4,540	4,612
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2022	4,250	4,521
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-C, 5.00% 2022	1,000	1,064
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2026	2,650	2,759
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2026 (preref. 2022)	2,350	2,445
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028	3,225	3,357
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028 (preref. 2022)	3,080	3,205
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2028	2,455	2,956
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	3,005	3,051
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-A, 5.75% 2043 (preref. 2023)	5,120	5,786
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2012-A, 5.00% 2021 (escrowed to maturity)	570	579
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2012-A, 5.00% 2021	75	76
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	900	1,049
County of Richland, Environmental Improvement Rev. Ref. Bonds, Series 2014-A, AMT, 3.875% 2023	4,900	5,194
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (preref. 2021)[2]	8,835	8,840
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (put 2022)[2]	90	90
		102,166

South Dakota 0.65%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-A, AMT, 3.00% 2030	155	158
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-E, AMT, 4.00% 2044	175	182
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	130	136
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2015-D, 4.00% 2045	500	532
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	6,325	6,714
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-B, 3.50% 2046	630	667
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048	4,560	5,092
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	1,915	2,113
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	20,565	22,759
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-C, 3.50% 2051	9,505	10,602
Housing Dev. Auth., Homeownership Mortgage Rev. Ref. Bonds, Series 2012-D, AMT, 4.00% 2029	150	152
		49,107

Tennessee 1.06%
Town of Greeneville, Health and Educational Facs. Board, Multi Family Housing Rev. Bonds (People RD Portfolio Project), Series 2019, 1.45% 2022 (put 2021)	245	246
Housing Dev. Agcy., Homeownership Program Bonds, Series 2015-A, 3.50% 2045	360	385
Housing Dev. Agcy., Homeownership Program Rev. Ref. Bonds, Series 2012-1-A, AMT, 4.50% 2038	55	56
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-1-C, 3.00% 2038	460	471
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2A, AMT, 4.00% 2042	1,950	2,120
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	1,935	2,104
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2-B, 4.00% 2042	1,455	1,588
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-2-A, AMT, 4.00% 2043	315	328
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	250	265
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, AMT, 4.00% 2045	125	132
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, AMT, 4.00% 2046	350	374
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2016-1-B, 3.50% 2047	95	101
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-2, 4.00% 2048	2,130	2,397
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2020-3-A, 3.50% 2050	2,820	3,134
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-1, 4.25% 2050	2,595	2,887
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 3.75% 2050	3,230	3,616
City of Kingsport, Industrial Dev. Board, Collateralized Multi Family Housing Bonds (Kings West Apartments Project), Series 2020, 0.35% 2023[2]	1,000	1,002
County of Knox, Health, Educational and Housing Fac. Board, Collateralized Multi Family Housing Bonds (Covenant Village Project), Series 2020, 0.30% 2023 (put 2022)	625	626
County of Knox, Health, Educational and Housing Fac. Board, Hospital Rev. Ref. Bonds (Covenant Health), Series 2012-A, 5.00% 2022	4,340	4,426

American Funds Tax-Exempt Funds	73

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Tennessee (continued)
County of Knox, Health, Educational and Housing Fac. Board, Hospital Rev. Ref. Bonds (Covenant Health), Series 2012-A, 5.00% 2023	$1,000	$1,068
City of Knoxville, Community Dev. Corp., Collateralized Multi Family Housing Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)	2,880	2,882
City of Knoxville, Wastewater System Rev. Ref. Bonds, Series 2021-A, 5.00% 2028	7,760	10,013
City of Knoxville, Wastewater System Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	10,260	13,547
City of Memphis, Health, Educational and Housing Fac. Board, Multi Family Housing Rev. Bonds (Robinhood Partners Park Apartment Project), Series 2020, 0.45% 2023 (put 2022)	1,000	1,003
City of Memphis, Heath, Educational and Housing Facs. Board, Collateralized Multi Family Housing Bonds (Burkle & Main Apartments Project), Series 2019, 1.40% 2022 (put 2022)	100	101
City of Memphis, Heath, Educational and Housing Facs. Board, Collateralized Multi Family Housing Rev. Bonds (Memphis Tower Apartments Project), Series 2020, 0.25% 2023 (put 2022)	3,750	3,760
Metropolitan Government of Nashville and Davidson County, G.O. Improvement Bonds, Series 2013-A, 5.00% 2025 (preref. 2023)	4,000	4,279
Counties of Nashville and Davidson, Industrial Dev. Board, Facs. Rev. Bonds (Waste Management, Inc. of Tennessee Project), Series 2001, AMT, 0.58% 2031 (put 2024)	3,000	3,000
School Bond Auth., Higher Education Facs., Second Program Bonds, Series 2015-B, 5.00% 2045 (preref. 2025)	3,030	3,626
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	8,000	10,767
		80,304

Texas 11.41%
Abilene Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	2,000	2,331
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	620	620
Alamo Community College Dist., Limited Tax and Rev. Ref. Bonds, Series 2017, 5.00% 2028	8,625	10,854
Aldine Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2025	1,000	1,166
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2028	500	639
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2029	700	916
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2030	350	468
Alvin Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2014-B, 0.45% 2036 (put 2023)	2,770	2,774
Angleton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,545	1,862
Angleton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,070	1,329
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2027	375	446
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2028	400	484
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2029	360	442
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2027	1,310	1,644
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2027	1,280	1,606
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2028	750	962
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2029	800	1,049
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2030	345	461
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2031	445	606
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2027	500	622
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2030	850	1,108
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2031	880	1,141
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 2.75% 2026	685	712
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2033	585	679
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2034	605	701
Arlington Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2028	1,125	1,354
City of Arlington, Permanent Improvement Bonds, Series 2021-A, 5.00% 2030	1,310	1,760
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)	13,060	13,094

74	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2030	$840	$1,137
City of Austin, Electric Utility System Rev. Ref. and Improvement Bonds, Series 2020-A, 5.00% 2029	2,000	2,661
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2029	1,000	1,323
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	2,960	3,538
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 5.00% 2023	710	763
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	900	967
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2025	1,260	1,472
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	2,000	2,532
City of Boerne, Public Fac. Corp., Housing Rev. Bonds (LIV at Boerne Senior Apartments), Series 2018, 2.75% 2022 (put 2021)	1,850	1,862
Brazosport Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,175	1,206
Brazosport Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	1,760	1,806
Brownsville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 3.00% 2026	2,180	2,461
City of Brownsville, Utilities System Rev. Ref. Bonds, Series 2015, 5.00% 2021	1,500	1,506
City of Bryan, Electric System Rev. Bonds, Series 2021, BAM insured, 5.00% 2025	235	276
City of Bryan, Electric System Rev. Bonds, Series 2021, BAM insured, 5.00% 2028	265	337
Burnet Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	1,265	1,691
County of Cameron, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)	3,355	3,359
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2024	1,390	1,560
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	1,875	2,186
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027	2,145	2,668
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Grand Avenue Flats), Series 2021, 0.29% 2039 (put 2024)	7,780	7,781
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Mission Trail at El Camino Real Apartments), Series 2019, 2.10% 2037 (put 2022)	2,995	2,997
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)	24,065	24,155
Carroll Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2026	1,000	1,206
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023	2,565	2,759
Central Texas Regional Mobility Auth., Rev. Bond Anticipation Notes, Series 2021-C, 5.00% 2027	3,680	4,376
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2024	1,000	1,114
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2025	1,000	1,157
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2026	1,500	1,797
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2026	1,000	1,208
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 5.00% 2027	3,050	3,799
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)	3,350	3,351
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2025	1,490	1,766
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2026	3,800	4,651
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2027	1,150	1,448
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2028	2,535	3,270
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2030	1,500	2,001
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2031	1,250	1,660
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2032	1,000	1,325
Conroe Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,660	1,704
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,000	1,263
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2028	2,125	2,748
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2029	1,730	2,286
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020, 0% 2024	4,415	4,372
Crowley Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-B, 4.00% 2039 (preref. 2025)	1,665	1,909
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031	785	1,014
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2032	855	1,102
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2024	3,100	3,481
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2025	2,125	2,481
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2026	1,000	1,208

American Funds Tax-Exempt Funds	75

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2014-C, 5.00% 2027	$2,500	$2,806
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,000	1,246
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-1, 2.125% 2040 (put 2021)	6,960	6,965
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-2, 2.125% 2040 (put 2021)	3,000	3,002
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-A, AMT, 5.00% 2026	1,000	1,060
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2028	1,620	1,717
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2012-D, AMT, 5.00% 2038 (preref. 2021)	630	638
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2012-D, AMT, 5.00% 2042 (preref. 2021)	2,700	2,732
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2014-A, AMT, 5.25% 2026	2,000	2,220
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	6,170	6,178
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Notes (Estates at Shiloh), Series 2019, 1.25% 2037 (put 2023)	4,885	4,983
Dallas Area Rapid Transit Sales Tax Rev. Bonds, Series 2020-B, 5.00% 2021	1,175	1,194
Dallas Area Rapid Transit Sales Tax Rev. Bonds, Series 2020-B, 5.00% 2022	1,250	1,332
Dallas Area Rapid Transit Sales Tax Rev. Bonds, Series 2020-B, 5.00% 2023	1,000	1,113
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	1,090	1,199
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2034 (preref. 2024)	1,000	1,147
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2022	3,925	4,008
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2023	2,165	2,295
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2033	4,430	5,714
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2028	455	587
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2028	370	477
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2029	775	1,021
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2029	460	606
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2030	505	670
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2030	450	597
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	1,230	1,283
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,000	1,256
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2028	7,320	8,937
Dumas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,435	1,727
Dumas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,505	1,865
Dumas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2028	1,335	1,697
Eagle Mountain-Saginaw Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2028	1,000	1,295
Eagle Mountain-Saginaw Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2030	1,010	1,303
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 5.00% 2027	275	346
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 5.00% 2028	350	452
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 5.00% 2029	425	560
El Paso Independent School Dist., Maintenance Tax Notes, Series 2020, 2.00% 2040 (put 2023)	2,560	2,651
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,000	1,265
Forney Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,255	1,657
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	17,385	17,550
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	6,910	7,035
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2028	1,635	2,120
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2027	1,075	1,338
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	2,375	3,175
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2031	1,995	2,720
Frisco Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019, 5.00% 2021	4,640	4,648
Galena Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027	1,500	1,895
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	5,080	5,091

76	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2024	$1,230	$1,380
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 0.60% 2035 (put 2026)	2,135	2,136
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2028	1,060	1,352
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Bonds, Series 2013-B, 5.00% 2053 (preref. 2023)	2,140	2,367
Hallsville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2026	2,975	3,594
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	1,695	1,722
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 3.00% 2022	1,000	1,030
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	2,840	2,841
Harlingen Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2026	1,000	1,224
Harlingen Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,000	1,261
Harlingen Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2032	1,000	1,310
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2023	1,000	1,088
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2025	2,850	3,282
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-1, (SIFMA Municipal Swap Index + 0.42%) 0.44% 2049 (put 2022)[2]	7,200	7,183
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-B, 5.00% 2041 (put 2024)	4,440	5,100
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2013-B, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2022[2]	1,885	1,890
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	4,135	4,137
County of Harris, Flood Control Dist., Contract Tax Rev. Ref. Bonds, Series 2019-A, 5.00% 2022	5,435	5,747
County of Harris, Flood Control Dist., Improvement Rev. Ref. Bonds, Series 2020-A, 5.00% 2027	910	1,153
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2011-A, 5.00% 2024 (preref. 2021)	1,000	1,012
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Contractual Obligations, Series 2014, 5.00% 2027 (preref. 2024)	1,140	1,316
County of Harris, Permanent Improvement Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,000	1,058
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	3,225	3,427
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	3,000	3,427
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2030	1,420	1,791
County of Harris, Toll Road Rev. Ref. Bonds, Series 2012-B, (SIFMA Municipal Swap Index + 0.45%) 1.45% 2021	6,345	6,348
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2027	1,700	2,085
County of Harris, Unlimited Tax Rev. Ref. Bonds, Series 2019-A, 5.00% 2021	2,000	2,016
Hays Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2027	1,790	2,231
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)	1,700	1,703
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	3,160	3,161
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	5,795	5,807
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2019-A, 4.75% 2049	1,710	1,925
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	16,795	18,645
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	7,345	8,183
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	9,470	10,780
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051	8,040	9,069
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	13,995	15,601
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	1,935	1,938
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-A, AMT, 5.00% 2028	1,000	1,277
City of Houston, Airport System Rev. Bonds, Series 2018-C, AMT, BAM insured, 5.00% 2025	1,250	1,472
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2025 (preref. 2022)	1,440	1,503
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2026	5,010	6,089
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2029	1,700	2,220
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2029	1,500	1,902
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2030	2,400	3,185
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2030	1,035	1,308
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2032	5,950	6,210

American Funds Tax-Exempt Funds	77

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2036	$2,000	$2,528
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2027	4,500	5,584
City of Houston, Combined Utility System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2024 (escrowed to maturity)	2,500	2,477
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2028	500	652
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2029	490	653
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2030	650	864
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	3,315	3,904
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2025	85	97
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2026	140	163
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2028	130	156
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2030	255	314
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2031	150	187
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2027	2,010	2,378
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	7,865	7,872
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,257
City of Houston, Water and Sewer System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2028 (escrowed to maturity)	1,300	1,219
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 3.00% 2022	2,000	2,031
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 3.00% 2022	300	305
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	725	769
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 4.00% 2021	1,495	1,497
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2026	1,250	1,536
Hutto Independent School Dist., Unlimited Tax School Building Bonds, Series 2015, 2.00% 2055 (put 2025)	3,750	3,975
Irving Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,350	1,627
Jacksonville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,500	1,865
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	3,480	3,572
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2027	6,000	7,454
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 5.00% 2031	885	1,146
Kaufman Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,445	1,736
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2021	800	801
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2022	1,000	1,049
Killeen Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	3,350	3,439
La Joya Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2022	1,600	1,642
Lake Travis Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	1,050	1,226
Lake Travis Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2026	1,110	1,342
Lewisville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2024	2,500	2,865
Love Field Airport Modernization Corp., General Airport Rev. Bonds, Series 2017, AMT, 5.00% 2026	1,000	1,228
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2027	5,975	7,443
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2024	2,250	2,545
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2029	1,000	1,307
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2030	1,000	1,333
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2033	2,000	2,586
Lufkin Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2018, 5.00% 2027	2,095	2,635
Lumberton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2029	1,065	1,393
Manor Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2029	2,915	3,780
Mansfield Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028 (preref. 2025)	2,415	2,822
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2014, 5.00% 2034 (preref. 2024)	1,290	1,449

78	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (Central Power and Light Co. Project), Series 1996, AMT, 0.90% 2030 (put 2023)	$4,545	$4,585
McAllen Independent School Dist., Maintenance Tax Notes, Series 2020, 5.00% 2026	895	1,073
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	4,460	4,462
County of Midland, Public Fac. Corp., Multi Family Housing Rev. Bonds (Palladium at West Francis), Series 2020, 0.35% 2024 (put 2023)	4,000	4,012
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	4,170	4,917
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-B, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2027[2]	2,395	2,412
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022	1,245	1,325
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2023	1,520	1,688
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2024	1,030	1,188
City of New Braunfels, Utility System Rev. Ref. Bonds, Series 2021, 5.00% 2029	1,545	2,030
New Braunfels Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020, 0% 2023	5,305	5,282
New Caney Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 1.25% 2050 (put 2024)	2,505	2,574
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 5.00% 2028	1,500	1,877
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2022	645	683
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2023	500	553
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2024	625	719
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2027	1,230	1,422
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2028	1,440	1,659
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville III, LLC - Tarleton State University Project), Series 2015-A, 5.00% 2030 (preref. 2025)	800	937
North Central Texas Health Facs. Dev. Corp., Hospital Rev. Bonds (Presbyterian Healthcare System Project), Series 1996, National insured, 5.75% 2026 (escrowed to maturity)	4,950	5,706
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	1,500	1,503
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 2.375% 2047 (put 2022)	3,500	3,580
North Texas Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2012-A, 5.125% 2042 (preref. 2022)	1,650	1,718
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022	1,550	1,633
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	1,000	1,239
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2028	1,715	2,178
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2029	2,000	2,597
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2025	1,140	1,273
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	12,610	14,064
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2027	1,000	1,113
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2028	2,000	2,390
North Texas Tollway Auth., System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-D, Assured Guaranty insured, 0% 2030	4,000	3,596
Northside Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2021, 5.00% 2028	2,830	3,673
Northside Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2021, 5.00% 2029	3,375	4,482
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	3,115	3,143
Northwest Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2031 (preref. 2025)	1,000	1,169
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2030	895	1,194
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	895	1,202
County of Nueces, Combination Tax and Limited Tax Rev. Ref. Certs. of Obligation, Series 2021-A, 5.00% 2029	460	601
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	6,970	6,996
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2029	1,825	2,385
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038	7,240	7,764
Pearsall Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2030	1,275	1,649
Pflugerville Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2022	3,170	3,254
Pflugerville Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2023	1,715	1,844

American Funds Tax-Exempt Funds	79

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	$3,690	$3,968
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2029	1,065	1,280
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2021)	3,145	3,259
Public Fin. Auth., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,515	1,602
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2028	1,400	1,784
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2029	1,495	1,950
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2030	950	1,240
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2031	1,450	1,882
City of San Antonio, Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2028	1,250	1,596
City of San Antonio, Combination Tax and Rev. Certs. of Obligation, Series 2020, 5.00% 2028	1,030	1,332
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	4,345	4,662
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2019, 4.00% 2027	2,760	3,284
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	3,730	3,853
City of San Antonio, General Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2022	2,475	2,536
City of San Antonio, Passenger Fac. Charge and Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2029	1,000	1,306
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2025	875	1,030
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2026	1,000	1,217
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2027	1,000	1,255
San Antonio Housing Trust Fin. Corp., Multi Family Housing Rev. Bonds (Alsbury Park Apartments), Series 2019, 1.375% 2022 (put 2021)	405	405
San Antonio Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2028	1,875	2,429
San Antonio Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2029	2,500	3,313
San Antonio Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 8/15/2021	630	631
Spring Branch Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2019, 5.00% 2027	1,725	2,146
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2024	1,500	1,717
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031	1,385	1,781
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2030	280	347
Tantum Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2023	1,145	1,213
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2029	5,020	6,069
Tarrant Regional Water Dist., Water Transmission Fac. Contract Rev. Bonds (City of Dallas Project), Series 2021-A, 4.00% 2023	2,605	2,819
Tarrant Regional Water Dist., Water Transmission Fac. Contract Rev. Bonds (City of Dallas Project), Series 2021-A, 4.00% 2024	1,410	1,578
Texas City Independent School Dist., Unlimited Tax School Building Rev. Ref. Bonds, Series 2019, 5.00% 2025	1,500	1,780
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2015-B, 5.00% 2025 (preref. 2023)	1,600	1,739
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	1,425	1,725
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	2,090	2,245
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	690	775
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2025	1,000	1,142
Transportation Commission, First Tier Rev. Ref. Put Bonds (State Highway Fund), Series 2016-B, 4.00% 2026 (put 2021)	2,000	2,013
Transportation Commission, G.O. Mobility Fund Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	3,000	3,389
Transportation Commission, Highway Improvement G.O. Bonds, Series 2016-A, 5.00% 2028	2,210	2,668
Trinity River Auth., Regional Wastewater System Rev. Improvement and Rev. Ref. Bonds, Series 2019, 5.00% 2021	1,000	1,000
Trinity River Auth., Regional Wastewater System Rev. Improvement and Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,250	1,312
Trinity River Auth., Regional Wastewater System Rev. Improvement and Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,250	1,580
Trinity River Auth., Rev. Ref. Bonds (Tarrant County Water Project), Series 2015, 5.00% 2025	1,710	1,986
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	1,030	1,224
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2026	1,420	1,744
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027	1,490	1,883
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	2,620	3,161
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2017-C, 5.00% 2028	2,665	3,191
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2024	1,665	1,878
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2025	1,255	1,470
Board of Regents of the University of Texas System, Permanent University Fund Bonds, Series 2014-B, 5.00% 2025	2,500	2,848

80	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Board of Regents of the University of Texas System, Rev. Fncg. System Rev. Ref. Bonds, Series 2016-I, 5.00% 2021	$5,670	$5,679
Waco Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,615	1,977
Waller Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2030	1,820	2,421
Water Dev. Board, State Revolving Fund Rev. Bonds, Series 2018, 5.00% 2030	2,760	3,478
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2019-A, 5.00% 2026	2,195	2,710
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2019-A, 5.00% 2026	1,850	2,248
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 5.00% 2029	6,935	8,885
Water Dev. Board,Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-B, 5.00% 2023	1,455	1,577
County of Williamson, Limited Tax Rev. Ref. and Park Bonds, Series 2020, 5.00% 2023	1,590	1,709
Wylie Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2030	13,170	17,637
		862,994

Utah 0.23%
Building Ownership Auth., Series 2017, 5.00% 2022	1,710	1,775
Central Valley Water Reclamation Fac., Sewer Rev. Green Bonds , Series 2021-C, 5.00% 2026	500	604
Central Valley Water Reclamation Fac., Sewer Rev. Green Bonds , Series 2021-C, 5.00% 2027	555	691
Provo City School Dist., G.O. Bonds, Series 2021, 5.00% 2029	1,575	2,082
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2028	2,800	3,577
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2017-A, AMT, 5.00% 2029	1,330	1,637
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2030	2,750	3,654
Transit Auth., Sales Tax Rev. and Rev. Ref. Bonds, Series 2012, 5.00% 2026 (preref. 2022)	1,000	1,043
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023	725	795
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2026	655	789
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2030	225	296
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2031	120	160
		17,103

Vermont 0.14%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2017-A, AMT, 4.00% 2047	2,765	2,999
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2018-A, 4.00% 2048	1,165	1,266
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2019-A, 4.00% 2049	2,300	2,612
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050	1,240	1,381
Student Assistance Corp., Education Loan Rev. Bonds, Series 2017-A, AMT, 5.00% 2022	400	416
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2027	400	486
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2028	490	602
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2029	500	624
		10,386

Virginia 1.20%
County of Amelia, Industrial Dev. Auth., Solid Waste Disposal Rev. and Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.45% 2027	1,810	1,853
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2027	1,000	1,254
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2032	1,685	2,240
County of Charles City, Industrial Dev. Auth., Solid Waste Disposal Rev. and Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.45% 2027	1,250	1,280
County of Charles City, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management of Virginia, Inc. Project), Series 2003-A, AMT, 2.40% 2027 (put 2022)	1,375	1,399
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2012-A, 5.00% 2024 (preref. 2022)	1,885	1,931
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2033	14,055	14,987
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2034	7,350	7,837
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2027	290	357

American Funds Tax-Exempt Funds	81

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)	$7,225	$7,259
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2028	1,950	2,417
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2029	2,165	2,740
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2030	2,275	2,859
County of Halifax, Industrial Dev. Auth., Recovery Zone Fac. Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 0.45% 2041 (put 2022)	6,335	6,343
Hampton Roads Sanitation Dist., Wastewater Rev. Ref. Bonds, Series 2014-A, 5.00% 2028 (preref. 2024)	2,915	3,322
County of Hanover, Econ. Dev. Auth., Multi Family Housing Rev. Bonds (Harbour Square Apartments), Series 2020, 0.31% 2023 (put 2022)	1,000	1,001
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-A, 1.90% 2035 (put 2023)	3,000	3,087
Public Building Auth., Public Facs. Rev. Ref. Bonds, Series 2020-B, 5.00% 2026	1,500	1,839
City of Richmond, Public Utility Rev. and Rev. Ref. Bonds, Series 2016-A, 5.00% 2028	5,500	6,621
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2025	700	805
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2027	1,650	2,013
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2028	1,080	1,354
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2029	1,260	1,583
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2030	1,480	1,848
County of Smyth, G.O. Public Improvement Bonds, Series 2011-A, 5.00% 2031 (preref. 2021)	3,645	3,689
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 4.00% 2040 (preref. 2025)	3,015	3,456
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 1.20% 2040 (put 2024)	5,190	5,326
		90,700

Washington 2.01%
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2015-A, 5.00% 2023	2,000	2,189
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2020-A, 5.00% 2032	1,805	2,430
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2020-A, 5.00% 2033	3,000	4,017
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)	2,620	2,622
G.O. Bonds, Series 2012-D, 5.00% 2023	5,015	5,138
G.O. Bonds, Series 2017-D, 5.00% 2028	5,000	6,213
G.O. Bonds, Series 2019-C, 5.00% 2031	5,000	6,516
G.O. Bonds, Series 2019-A, 5.00% 2033	3,500	4,502
G.O. Rev. Ref. Bonds, Series 2020-R-B, 5.00% 2022	2,750	2,806
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022	2,370	2,486
G.O. Rev. Ref. Bonds, Series 2016-R-C, 4.00% 2028	10,000	10,354
Health Care Facs. Auth., Rev. Ref. Bonds (PeaceHealth), Series 2014-A, 5.00% 2026 (preref. 2024)	1,000	1,131
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2012-A, 5.00% 2021	1,095	1,104
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2012-B, 5.00% 2042 (put 2021)	5,500	5,543
Highline School Dist. No. 401, Unlimited Tax G.O. Bonds, Series 2017, 5.00% 2027	2,025	2,511
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	3,435	3,443
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	9,398	11,104
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2022[3]	540	550
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2024[3]	835	925
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2026[3]	1,590	1,881
Housing Fin. Commission, Single Family Program Bonds, Series 2014-2A-R, AMT, 3.50% 2044	135	139
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	6,990	7,722

82	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 4.00% 2050	$735	$829
Housing Fin. Commission, Single Family Program Rev. Ref. Bonds, Series 2015-A-R, AMT, 3.50% 2038	360	375
Motor Vehicle Fuel Tax G.O. Bonds, Series 2021-D, 5.00% 2023	2,500	2,726
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	4,950	4,965
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	1,125	1,138
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.27% 2045 (put 2026)[2]	7,070	7,073
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.51% 2046 (put 2023)[2]	4,500	4,515
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2029	1,525	2,029
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2030	1,600	2,175
Port of Seattle, Intermediate Lien Rev. Bonds, Series 2019, AMT, 5.00% 2030	2,000	2,554
Port of Seattle, Rev. Bonds, Series 2018-A, AMT, 5.00% 2025	5,250	6,127
Port of Seattle, Rev. Bonds, Series 2017-C, AMT, 5.00% 2025	2,500	2,917
Port of Seattle, Rev. Bonds, Series 2017-C, AMT, 5.00% 2026	2,500	3,010
Port of Seattle, Rev. Bonds, Series 2017-C, AMT, 5.00% 2027	2,500	3,090
Port of Seattle, Rev. Bonds, Series 2018-A, AMT, 5.00% 2028	4,750	5,822
Port of Seattle, Rev. Ref. Bonds, Series 2012-B, AMT, 5.00% 2022	1,825	1,912
Port of Seattle, Rev. Ref. Bonds, Series 2015-C, AMT, 5.00% 2029	1,000	1,141
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs. LLC), Series 2013, AMT, 5.00% 2022	1,000	1,039
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs. LLC), Series 2013, AMT, 5.00% 2023	1,100	1,188
Shoreline School Dist. No. 412, Unlimited Tax Improvement and Rev. Ref. Bonds, Series 2021-A, 4.00% 2026	1,700	2,022
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 4.00% 2026	2,300	2,672
Snohomish School Dist. No. 201, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2028	2,750	3,591
Spokane School Dist. No. 81, Unlimited Tax G.O. Bonds, Series 2011, 5.00% 2030 (preref. 2021)	1,000	1,016
Tacoma School Dist. No. 10, Unlimited Tax G.O. Bonds, Series 2020-B, 5.00% 2028	2,295	3,002
		152,254

West Virginia 0.46%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2011-A, AMT, 1.00% 2041 (put 2025)	4,425	4,476
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2009-B, 2.625% 2042 (put 2022)	6,250	6,374
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Appalachian Power Co. - Amos Project), Series 2015-A, 2.55% 2040 (put 2024)	1,250	1,320
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Wheeling Power Co. - Mitchell Project), Series 2013-A, AMT, 3.00% 2037 (put 2022)	5,200	5,298
County of Harrison, Solid Waste Disposal Rev. Ref. Bonds (Monongahela Power Co. Project), Series 2018-A, AMT, 3.00% 2037 (put 2021)	4,000	4,018
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Bonds (West Virginia United Health System Obligated Group), Series 2013-A, 5.50% 2044 (preref. 2023)	9,000	9,873
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	2,175	2,176
Board of Governors of West Virginia University, Rev. Ref. and Improvement Bonds (West Virginia University Projects), Series 2013-A, 5.00% 2026 (preref. 2022)	1,000	1,057
		34,592

Wisconsin 2.05%
Clean Water Rev. Ref. Bonds, Series 2016-1, 5.00% 2023 (escrowed to maturity)	1,960	2,134
G.O. Bonds, Series 2013-A, 5.00% 2025 (preref. 2022)	9,250	9,591
G.O. Bonds, Series 2021-A, 5.00% 2027	4,325	5,432
G.O. Bonds, Series 2015-A, 5.00% 2031 (preref. 2023)	12,385	13,447
G.O. Rev. Ref. Bonds, Series 2021-2, 5.00% 2025	1,235	1,454
G.O. Rev. Ref. Bonds, Series 2021-2, 5.00% 2027	9,295	11,673
General Fund Annual Appropriation Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	1,665	1,953
General Fund Annual Appropriation Rev. Ref. Bonds, Series 2017-B, 5.00% 2033	3,165	3,822
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-B, 5.00% 2038 (put 2023)	11,000	11,695
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2054 (put 2023)[2]	5,200	5,215

American Funds Tax-Exempt Funds	83

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-4, (SIFMA Municipal Swap Index + 0.65%) 0.67% 2054 (put 2024)[2]	$4,000	$4,034
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2019-A, 5.00% 2021	2,435	2,469
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2016-A, 5.00% 2021	410	416
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[3]	12,430	14,626
Health and Educational Facs. Auth., Rev. Ref. Bonds (ProHealth Care, Inc. Obligated Group), Series 2015, 5.00% 2031	1,650	1,876
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2015-A, AMT, 4.00% 2045	2,570	2,697
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2016-A, AMT, 3.50% 2046	2,235	2,350
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-A, 2.69% 2047	4,063	4,063
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	4,155	4,478
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	2,440	2,638
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2019-A, 4.25% 2049	15,405	17,226
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	9,445	10,481
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	3,865	4,271
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	875	876
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	1,100	1,102
County of Milwaukee, Airport Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2023	1,475	1,638
County of Milwaukee, Airport Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2024	1,550	1,790
Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2016-A-3, AMT, 1.10% 2029 (put 2026)	10,620	10,758
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	630	792
		154,997

Wyoming 0.36%
Community Dev. Auth., Housing Rev. Bonds, Series 2016-1, AMT, 3.50% 2038	2,060	2,177
Community Dev. Auth., Housing Rev. Bonds, Series 2015-3, 3.00% 2044	225	233
Community Dev. Auth., Housing Rev. Bonds, Series 2015-6, 4.00% 2045	1,285	1,342
Community Dev. Auth., Housing Rev. Bonds, Series 2019-1, 4.00% 2048	4,130	4,555
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050	7,780	8,578
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	8,990	10,136
		27,021

Total bonds, notes & other debt instruments (cost: $6,163,059,000)		6,347,714

Short-term securities 18.61%
Municipals 18.61%
Freddie Mac, Multi Family Certs., Series 2019-M-055, 0.23% 2028[2,3]	2,000	2,000
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1985, 0.04% 2025[2]	3,300	3,300
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1993-B, 0.02% 2033[2]	2,000	2,000
State of Arizona, Health Facs. Auth., Rev. Bonds (Banner Health), Series 2015-B, 0.03% 2046[2]	1,630	1,630
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.02% 2048[2]	1,630	1,630
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-A, 0.02% 2052[2]	11,200	11,200
State of Arizona, City of Phoenix, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2013, AMT, 0.18% 2035 (put 2021)[4]	6,115	6,115
State of California, Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-D-2, 0.01% 2047[2]	10,000	10,000
State of California, Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.01% 2053[2]	19,350	19,350
State of California, G.O. Bonds, Series 2020, 0.01% 2048[2]	25,500	25,500
State of California, G.O. Bonds, Series 2005-B-3, 0.01% 2040[2]	5,735	5,735
State of California, IAM Commercial Paper, Series 2021-A-6, 0.09% 9/1/2021	10,000	10,000
State of California, IAM Commercial Paper, Series 2021-A-2, 0.08% 10/6/2021	10,000	10,000
State of California, Infrastructure and Econ. Dev. Bank, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.20% 2050 (put 2022)[3,4]	13,465	13,468

84	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	$1,190	$1,187
State of California, City of Los Angeles, California Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	55,000	56,934
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2001-B-5, 0.01% 2034[2]	8,700	8,700
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.01% 2032[2]	10,195	10,195
State of California, County of Los Angeles, Capital Asset Leasing Corp., Lease Rev. IAM Commercial Paper, Series 2021-CB, 0.07% 8/3/2021	1,687	1,687
State of California, County of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/30/2022	28,120	29,126
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Bonds, Series 2017-C, 0.16% 2047 (put 2024)[2,4]	5,765	5,766
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.01% 2037[2]	2,525	2,525
State of California, Municipal Fin. Auth., Housing Rev. Bonds (Dino Papavaro Apartments Project), Series 2019, 0.30% 6/1/2022 (put 2021)[4]	2,955	2,944
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-A, AMT, 0.22% 2041 (put 2021)[4]	13,800	13,802
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.30% 2051 (put 2022)[4]	3,625	3,626
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2017-A-2, AMT, 0.20% 2042 (put 2021)[3,4]	1,345	1,345
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2017-A-1, AMT, 0.20% 2042 (put 2021)[3,4]	3,430	3,430
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	20,000	20,353
State of California, City of Stockton, Public Fncg. Auth., Wastewater Bond Anticipation Notes, Series 2019, 1.40% 6/1/2022	2,000	2,003
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-1, 0.01% 2048[2]	4,400	4,400
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-4, 0.02% 2048[2]	1,300	1,300
State of California, Dept. of Water Resources, Water Rev. IAM Commercial Paper, Series 2021-1, 0.08% 8/2/2021	13,700	13,700
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-A-2, 0.02% 2050[2]	22,195	22,195
State of Florida, Fin. Auth., Econ. Dev. Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.17% 2034 (put 2021)[4]	5,740	5,740
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	16,675	17,118
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-A, 0.02% 2044[2]	6,000	6,000
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.02% 2044[2]	5,635	5,635
State of Illinois, G.O. Bonds, Series 2020-D, 5.00% 10/1/2021	14,625	14,743
State of Illinois, G.O. Rev. Ref. Bonds, Series 2021-C, 4.00% 3/1/2022	6,015	6,151
State of Indiana, Bond Bank, Advance Funding Program Notes, Series 2021-A, 2.00% 1/10/2022	8,075	8,122
State of Indiana, Fin. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2008-E-8, 0.02% 2033[2]	5,000	5,000
State of Indiana, Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 10/1/2021	2,060	2,077
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-F, 0.02% 2041[2]	15,110	15,110
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-E, 0.03% 2041[2]	8,640	8,640
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2011, 0.04% 2051[2]	2,910	2,910
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 1993, 0.04% 3/1/2022[2]	4,895	4,895
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-B, 0.01% 2043[2]	5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-A, 0.02% 2043[2]	27,800	27,800
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008, 0.03% 2043[2]	3,610	3,610
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.01% 2049[2]	20,000	20,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.01% 2050[2]	6,300	6,300
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-A, 0.09% 8/9/2021	5,000	5,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-B, 0.12% 9/1/2021	6,000	6,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-A, 0.07% 9/16/2021	5,000	5,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-B, 0.07% 9/23/2021	20,000	20,000
State of Maryland, County of Montgomery, Rev. Bonds (Trinity Health Credit Group), Series 2013, 0.08% 2041 (put 2021)[4]	10,000	10,000

American Funds Tax-Exempt Funds	85

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Massachusetts, G.O. Bonds (Central Artery/Ted Williams Tunnel Infrastructure Loan Act of 2000), Series 2000-B, 0.02% 2030[2]	$9,665	$9,665
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Harvard University Issue), Series 1999-R, 0.03% 2049[2]	10,000	10,000
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax Bonds, Series 2018-A-1, 0.01% 2026[2]	18,145	18,145
State of Michigan, Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-1, 0.08% 2034 (put 2021)[4]	2,000	2,000
State of Michigan, Fin. Auth., State Aid Rev. Notes, Series 2020-A-2, 4.00% 8/20/2021	11,000	11,019
State of Michigan, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2016-E-2, 0.02% 2047[2]	6,675	6,675
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.02% 2042[2]	18,500	18,500
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.02% 2042[2]	8,080	8,080
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.01% 2038[2]	25,000	25,000
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2016, 0.01% 2047[2]	22,180	22,180
State of Minnesota, City of Shakopee, Multi Family Housing Rev. Bonds (Shakopee Village Apartments Project), Series 2021, 0.25% 2024 (put 2022)[4]	1,300	1,301
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2009-D, 0.04% 2030[2]	6,000	6,000
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2010-D, 0.03% 2030[2]	14,980	14,980
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2007-A, 0.04% 2030[2]	3,395	3,395
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-G, 0.02% 2035[2]	8,500	8,500
State of Mississippi, Business Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004, 0.55% 2029 (put 2021)[4]	500	500
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2003-B, 0.02% 2033[2]	1,300	1,300
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2000-B, 0.03% 2040[2]	1,500	1,500
State of Nevada, Dept. of Business and Industry, Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2001, AMT, 0.30% 2026 (put 2021)[3,4]	2,595	2,596
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.02% 2041[2]	11,400	11,400
State of New Hampshire, National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2020-A-2, AMT, 0.20% 9/1/2021 (put 2021)[4]	4,500	4,500
State of New Hampshire, National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2020-A-3, 0.25% 2024 (put 2021)[4]	3,000	3,000
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[2]	650	650
State of New York, Dormitory Auth., Rev. Bonds (Fordham University), Series 2008-A-2, 0.01% 2032[2]	2,495	2,495
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	14,020	14,266
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2019-D-1, 5.00% 9/1/2022	12,080	12,703
State of New York, New York City G.O. Bonds, Series 2006-E-2, 0.02% 2034[2]	8,140	8,140
State of New York, New York City G.O. Bonds, Series 2006-E-4, 0.02% 2034[2]	6,025	6,025
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[2]	6,085	6,085
State of New York, New York City G.O. Bonds, Series 2021-3, 0.12% 2042[2]	4,850	4,850
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2012-A-2, 0.02% 2044[2]	8,740	8,740
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2008-BB-2, 0.02% 2035[2]	4,550	4,550
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2007-CC-1, 0.03% 2038[2]	16,350	16,350
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-DD-2, 0.03% 2043[2]	10,950	10,950
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.02% 2044[2]	7,000	7,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-EE-1, 0.03% 2045[2]	50,000	50,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.02% 2048[2]	6,260	6,260

86	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-6, 0.03% 2048[2]	$23,410	$23,410
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-BB-1, 0.02% 2049[2]	32,500	32,500
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-2, 0.03% 2050[2]	16,265	16,265
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2014-B-3, 0.02% 2042[2]	6,600	6,600
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-4, 0.03% 2042[2]	7,320	7,320
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-4, 0.02% 2045[2]	12,435	12,435
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-E-4, 0.03% 2045[2]	25,000	25,000
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-4, 0.03% 2045[2]	11,000	11,000
State of New York, New York City Transitional Fin. Auth., Recovery Bonds, Series 2003-C-5, 0.02% 2031[2]	8,235	8,235
State of New York, New York City Trust for Cultural Resources, Rev. IAM Commercial Paper (American Museum of Natural History), Series 2014-B-1, 0.12% 2044 (put 2021)[2,4]	2,285	2,285
State of North Carolina, University of North Carolina Chapel Hill, Rev. Bonds, Series 2001, 0.01% 2025[2]	5,120	5,120
State of Ohio, County of Franklin, Rev. Bonds (CHE Trinity Health Credit Group), Series 2013, 0.10% 2046 (put 2021)[4]	17,000	17,000
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.02% 2039[2]	16,840	16,840
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2019-B-1, AMT, 0.20% 2049 (put 2021)[4]	2,500	2,500
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2037 (put 2021)[4]	9,155	9,155
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2019-A, AMT, 0.20% 2034 (put 2021)[4]	2,045	2,045
State of Rhode Island, Health and Educational Building Corp., Health Facs. Rev. Bonds (NRI Community Services, Inc.), Series 2007, 0.06% 2037[2]	900	900
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.02% 2048[2]	45,875	45,875
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2004, Bank of America LOC, 0.03% 2034[2]	680	680
State of Texas, City of Austin, Certs. of Obligation, Series 2020 5.00% 9/1/2021	4,000	4,015
State of Texas, City of Dallas, Waterworks and Sewer System IAM Commercial Paper, Series 2021-F-1, 0.07% 8/23/2021	10,000	10,000
State of Texas, Grand Parkway Transportation Corp., Bond Anticipation Notes, Series 2018, 5.00% 2023	7,000	7,490
State of Texas, County of Harris, IAM Commercial Paper, Series 2021-C, 0.09% 8/18/2021	8,945	8,945
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.02% 2034[2]	10,000	10,000
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-G-2, 0.07% 8/2/2021	7,050	7,050
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-D-2, 0.07% 8/19/2021	5,000	5,000
State of Texas, Lone Star College System, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2/15/2022	660	677
State of Texas, Lone Star College System, Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2/15/2022	1,240	1,272
State of Texas, Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 12/15/2021	1,520	1,546
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]	1,195	1,195
State of Texas, Port Arthur Navigation Dist. Industrial Dev. Corp., Rev. Bonds (Air Products Project), Series 2005, 0.02% 2040[2]	3,500	3,500
State of Texas, Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2/15/2022	3,235	3,320
State of Texas, Tax and Rev. Anticipation Notes, Series 2020, 4.00% 8/26/2021	108,530	108,804
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.09% 9/8/2021	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/17/2021	7,000	7,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.08% 10/6/2021	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A, 0.08% 9/10/2021	25,000	25,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A-2, 0.13% 8/17/2021	15,000	15,000
State of Texas, Veterans Bonds, Series 2019, 0.02% 2050[2]	13,775	13,775
State of Virginia, County of Arlington, Industrial Dev. Auth., Rev. Bonds (County Projects), Series 2020-A, 5.00% 8/1/2021	1,000	1,000

American Funds Tax-Exempt Funds	87

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.02% 2036[2]	$7,115	$7,115
State of Virginia, County of Loudoun, Econ. Dev. Auth., Public Fac. Rev. and Rev. Ref. Bonds (Loudoun County Public Facs. Project), Series 2021-A, 5.00% 12/1/2021	2,155	2,190
State of Washington, County of Clark, Vancouver School Dist. No. 37, Unlimited Tax G.O. Bonds, Series 2021, 4.00% 12/1/2021	2,250	2,279
State of Wisconsin, Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2017-A-3, AMT, 0.20% 2027 (put 2021)[4]	7,750	7,750
State of Wisconsin, School District of the City of Wisconsin Rapids and the Counties of Wood and Portage, Bond Anticipation Notes, Series 2021, 2.00% 1/6/2022	3,485	3,491
State of Wyoming, County of Sublette, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, AMT, 0.05% 2044[2]	2,850	2,850

Total short-term securities (cost: $1,407,204,000)		1,407,726
Total investment securities 102.52% (cost: $7,570,263,000)		7,755,440
Other assets less liabilities (2.52%)		(190,711)

Net assets 100.00%		$7,564,729

Futures contracts

				Notional	Value at	Unrealized (depreciation) appreciation
		Number of		amount [5]	7/31/2021 [6]	at 7/31/2021
Contracts	Type	contracts	Expiration	(000)	(000)	(000)
2 Year U.S. Treasury Note Futures	Long	173	September 2021	$34,600	$38,174	$(7)
5 Year U.S. Treasury Note Futures	Long	880	September 2021	88,000	109,512	439
10 Year Ultra U.S. Treasury Note Futures	Short	100	September 2021	(10,000)	(15,025)	(530)
10 Year U.S. Treasury Note Futures	Short	1,500	September 2021	(150,000)	(201,680)	(3,662)
						$(3,760)

[1]	Step bond; coupon rate may change at a later date.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $54,654,000, which represented .72% of the net assets of the fund.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.
[5]	Notional amount is calculated based on the number of contracts and notional contract size.
[6]	Value is calculated based on the notional amount and current market price.

88	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Key to abbreviations and symbol

Agcy. = Agency
AMT = Alternative Minimum Tax
Auth. = Authority
Certs. = Certificates
Dept. = Department
Dev. = Development
Dist. = District
Econ. = Economic
Fac. = Facility
Facs. = Facilities
Fin. = Finance
Fncg. = Financing
G.O. = General Obligation
IAM = Interest at Maturity
LIBOR = London Interbank Offered Rate
LOC = Letter of Credit
Part. = Participation
Preref. = Prerefunded
Redev. = Redevelopment
Ref. = Refunding
Rev. = Revenue
SIFMA = Securities Industry and Financial Markets Association
USD/$ = U.S. dollars

See notes to financial statements.

American Funds Tax-Exempt Funds	89

The Tax-Exempt Bond Fund of America

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 88.71%	Principal amount (000)	Value (000)
Alabama 1.24%
Auburn University, General Fee Rev. Bonds, Series 2018-A, 5.00% 2036	$4,440	$5,574
City of Birmingham, Special Care Facs. Fncg. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-B, 5.00% 2046	500	596
City of Birmingham, Water Works Board, Water Rev. Ref. Bonds, Series 2016-B, 5.00% 2035 (preref. 2027)	6,450	7,986
City of Birmingham, Water Works Board, Water Rev. Ref. Bonds, Series 2016-B, 5.00% 2043 (preref. 2027)	21,950	27,177
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 3), Series 2018-A, 4.00% 2048 (put 2023)	2,500	2,701
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	3,410	3,973
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	40,850	42,091
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2021-A, 4.00% 2051 (put 2023)	18,430	23,229
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2021	10,000	10,039
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2025 (preref. 2022)	2,000	2,106
County of Houston, Health Care Auth., Hospital Rev. Bonds, Series 2016-A, 5.00% 2030	3,000	3,491
County of Jefferson, G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2022	2,250	2,321
County of Jefferson, G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2023	1,750	1,889
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2027	3,000	3,724
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2028	2,500	3,085
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2029	5,000	6,164
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2030	5,000	6,148
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2031	7,500	9,210
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2032	2,250	2,760
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2033	5,040	6,185
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2034	8,200	10,057
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.00% 2042	11,300	13,129
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2044	22,340	24,926
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.25% 2048	17,665	19,800
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 7.00% 2051	1,500	1,775
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.50% 2053	11,000	12,381
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.50% 2053	10,970	12,860
Lower Alabama Gas Dist., Gas Project Rev. Bonds, Series 2016-A, 5.00% 2046	10,600	16,354
Lower Alabama Gas Dist., Gas Project Rev. Bonds, Series 2016-A, 5.00% 2031	5,000	6,607
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2015, 5.00% 2033	2,500	2,834
County of Morgan, Board of Education Capital Outlay School Warrants, Series 2012, 5.00% 2035 (preref. 2022)	1,050	1,102
City of Prattville, Industrial Dev. Board, Environmental Improvement Rev. Ref. Bonds (International Paper Co. Project), Series 2019-B, 2.00% 2033 (put 2024)	450	474
City of Prattville, Industrial Dev. Board, Recovery Zone Fac. Rev. Ref. Bonds (International Paper Co. Project), Series 2019-C, 2.00% 2033 (put 2024)	425	448
City of Selma, Industrial Dev. Board, Gulf Opportunity Zone Bonds (International Paper Co. Project), Series 2011-A, 5.375% 2035	4,090	4,154

90	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Alabama (continued)
City of Selma, Industrial Dev. Board, Gulf Opportunity Zone Rev. Ref. Bonds (International Paper Co. Project), Series 2019-A, 2.00% 2033 (put 2024)	$3,775	$3,977
South East Gas Supply Dist., Gas Supply Rev. Bonds (Project No. 2), Series 2018-A, 4.00% 2049 (put 2024)	1,000	1,096
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 1), Series 2021-A, 4.00% 2051 (put 2028)	1,995	2,405
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	34,615	43,580
		348,408

Alaska 0.13%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2019-A, 3.75% 2042	11,655	13,106
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	1,465	1,555
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	11,230	12,487
International Airport System, Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	3,000	3,554
International Airport System, Rev. Ref. Bonds, Series 2016-B, 5.00% 2034	3,500	4,139
		34,841

Arizona 1.74%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2025	13,220	15,287
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2026	1,780	2,133
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2027	1,305	1,614
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	1,375	1,750
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	1,700	2,212
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2017-A, 5.00% 2033	6,395	8,043
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2017-A, 5.00% 2034	16,455	20,645
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2017-A, 5.00% 2038	1,530	1,903
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2036	1,000	1,328
Board of Regents of the Arizona State University System, Rev. Ref. Certs. of Part. (University of Arizona Projects), Series 2012-C, 5.00% 2026 (preref. 2022)	3,035	3,159
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-A, 5.00% 2023[1]	825	863
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-A, 6.00% 2027[1]	2,000	2,121
Chandler Unified School Dist. No. 80, School Improvement Bonds, Series 2019-A, 5.00% 2026	500	612
Chandler Unified School Dist. No. 80, School Improvement Bonds, Series 2019-A, 5.00% 2027	250	315
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.25% 2022	2,185	2,272
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2023	3,725	3,857
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2023	450	488
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 4.00% 2024	825	909
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2024	2,910	3,011
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2025	2,610	2,698
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 4.00% 2026	1,200	1,394
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2026	1,630	1,684
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2028	625	796
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2031	4,105	4,225
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2032	525	679
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Royal Oaks Life Care Community), Series 2016, 5.00% 2039	1,550	1,702
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Sun Health Services), Series 2019-A, 5.00% 2048	5,000	5,850
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Sun Health Services), Series 2019-A, 5.00% 2054	4,900	5,720
City of Glendale, Water and Sewer Rev. Ref. Obligations, Series 2012, 5.00% 2027	1,500	1,564
Glendale Union High School Dist. No. 205, School Improvement Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2038	1,000	1,240
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2033	1,000	1,248
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2035	1,100	1,367

American Funds Tax-Exempt Funds	91

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2036	$1,000	$1,241
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2037	1,045	1,293
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2039	2,045	2,520
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2044	1,630	1,988
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 4.00% 2049	4,075	4,630
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2038	250	299
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2045	2,200	2,580
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2028	2,735	3,149
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2042	1,000	1,171
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2047	1,310	1,525
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2051	1,025	1,192
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 5.00% 2037[1]	1,005	1,183
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.125% 2037[1]	2,150	2,494
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.25% 2047[1]	5,305	6,121
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.375% 2050[1]	4,000	4,633
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2051[1]	700	812
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 3.55% 2029[1]	835	913
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 5.00% 2039[1]	1,325	1,536
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2020-A, 5.00% 2037	1,000	1,297
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2020-A, 4.00% 2050	2,000	2,339
Industrial Dev. Auth., Municipal Certs., Series 2019-2, Class A, 3.625% 2033	53,614	61,714
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2028	2,000	2,574
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2029	1,000	1,294
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2030	2,000	2,683
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2030	2,000	2,656
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2031	5,650	7,742
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Benjamin Franklin Charter School Projects), Series 2018-A, 6.00% 2038[1]	3,480	4,293
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 4.00% 2023	620	664
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 5.00% 2037	725	868
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 5.00% 2052	750	883
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 4.00% 2034	500	591
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 5.00% 2039	750	941
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 5.25% 2045	3,000	3,773
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 5.00% 2049	1,500	1,853
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 4.00% 2050	3,000	3,438
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 5.00% 2054	1,650	2,033
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Paradise Schools Project), Series 2019, 4.00% 2049	2,845	3,338
County of Maricopa, Industrial Dev. Auth., Hospital Rev. Bonds (Honor Health), Series 2021-A, 4.00% 2037	585	715
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2016-A, 5.00% 2035	5,000	6,049
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-D, 4.00% 2048	28,635	33,982
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-C, 5.00% 2048 (put 2024)	1,035	1,193
County of Maricopa, Pollution Control Rev. Ref. Bonds (El Paso Electric Co. Palo Verde Project), Series 2009-A, 3.60% 2040	7,250	8,103

92	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
County of Maricopa, Special Health Care Dist., G.O. Bonds, Series 2021-D, 5.00% 2031	$2,500	$3,414
County of Maricopa, Special Health Care Dist., G.O. Bonds, Series 2021-D, 5.00% 2032	5,205	7,084
McAllister Academic Village LLC, Rev. Ref. Bonds (Arizona State University Hassayampa Academic Village Project), Series 2016, 5.00% 2033	5,080	6,113
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-A, 4.00% 2044	3,000	3,539
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-A, 4.00% 2049	16,000	18,772
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-A, 5.00% 2049	13,890	17,605
City of Phoenix, Civic Improvement Corp., Airport Rev. Ref. Bonds, Series 2017-D, 5.00% 2032	7,320	9,049
City of Phoenix, Civic Improvement Corp., Airport Rev. Ref. Bonds, Series 2017-D, 5.00% 2033	18,655	23,010
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,200	2,666
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2032	2,000	2,421
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2033	1,000	1,209
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,000	1,207
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2035	2,000	2,408
City of Phoenix, Civic Improvement Corp., Water System Rev. Bonds, Series 2021-A, 5.00% 2045	4,750	6,344
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2035[1]	2,675	3,007
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2035[1]	1,000	1,124
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2045[1]	2,500	2,788
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2046[1]	3,900	4,347
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 4.00% 2026[1]	2,390	2,576
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2035[1]	910	1,002
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 5.00% 2036[1]	8,535	9,680
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 6.75% 2044[1]	1,500	1,737
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2045[1]	1,050	1,141
City of Phoenix, Industrial Dev. Auth., Lease Rev. Bonds (Rowan University Project), Series 2012, 5.25% 2034	13,750	14,313
City of Phoenix, Industrial Dev. Auth., Lease Rev. Bonds (Rowan University Project), Series 2012, 5.00% 2042	12,000	12,441
County of Pima, Industrial Dev. Auth., Industrial Dev. Rev. Bonds (Tucson Electric Power Co. Project), Series 2013-A, 4.00% 2029	1,140	1,201
Salt Verde Financial Corp., Senior Gas Rev. Bonds, Series 2007, 5.00% 2037	6,905	9,870
City of Scottsdale, Municipal Property Corp., Excise Tax Rev. Ref. Bonds, Series 2006, 5.00% 2030	8,000	10,344
City of Tempe, Industrial Dev. Auth., Rev. Ref. Bonds (Friendship Village of Tempe), Series 2012-A, 6.25% 2042	2,500	2,526
Transportation Board, Highway Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	2,000	2,088
City of Tucson, Water System Rev. and Rev. Ref. Obligations, Series 2017, 5.00% 2029	1,500	1,881
City of Tucson, Water System Rev. and Rev. Ref. Obligations, Series 2017, 5.00% 2030	1,250	1,561
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2024	400	458
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2025	500	594
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2026	400	490
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2027	300	378
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2028	400	517
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2029	400	528
		488,418

Arkansas 0.01%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.57% 2044 (put 2022)[2]	2,750	2,747

California 5.52%
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2035	2,000	2,285
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2035	3,400	4,125

American Funds Tax-Exempt Funds	93

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2046	$500	$558
City of Aliso Viejo, Community Facs. Dist. No. 2005-01 (Glenwood at Aliso Viejo), Special Tax Bonds, Series 2014, 5.00% 2032	1,230	1,350
City of Aliso Viejo, Community Facs. Dist. No. 2005-01 (Glenwood at Aliso Viejo), Special Tax Bonds, Series 2014, 5.00% 2033	1,325	1,453
City of Aliso Viejo, Community Facs. Dist. No. 2005-01 (Glenwood at Aliso Viejo), Special Tax Bonds, Series 2014, 5.00% 2038	2,895	3,163
Azusa Unified School Dist., G.O. Bonds, 2014 Election, Series 2019-C, 5.00% 2044	3,400	4,247
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2049	2,100	2,605
Baldwin Park Unified School Dist., G.O. Bonds, 2018 Election, Series 2021, 3.00% 2043	1,250	1,348
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2011, 6.125% 2041	1,715	1,721
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-A, 5.00% 2047	7,315	7,531
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2027	1,085	1,239
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2029	985	1,124
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2030	295	337
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Senior Living Rev. Bonds (Odd Fellows Home of California), Series 2012-A, 5.00% 2032	3,000	3,199
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-S-7, 4.00% 2034	5,000	5,880
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-A-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2045 (put 2023)[2]	1,150	1,158
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-B-1, (SIFMA Municipal Swap Index + 1.10%) 1.12% 2045 (put 2024)[2]	23,100	23,467
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-B, 2.85% 2047 (put 2025)	4,400	4,759
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.28%) 0.30% 2056 (put 2024)[2]	7,250	7,235
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-F-1, 5.00% 2056 (preref. 2027)	9,985	12,528
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2019-S-8, 5.00% 2056	8,500	10,802
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8D), Special Tax Bonds, Series 2018-A, 5.00% 2043	750	868
City of Brea, Successor Agcy. to the Redev. Agcy. (Redev. Project AB), Tax Allocation Rev. Ref. Bonds, Series 2013, 5.00% 2026	1,200	1,313
Trustees of the California State University, Systemwide Rev. Ref. Bonds, Series 2011-A, 5.00% 2037 (preref. 2021)	4,000	4,048
Capistrano Unified School Dist., School Facs. Improvement Dist. No. 1, G.O. Bonds, Capital Appreciation Bonds, 1999 Election, Series 2001-B, Assured Guaranty Municipal insured, 0% 2025	8,000	7,088
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 4.125% 2030	1,450	1,492
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 4.125% 2031	800	822
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 5.00% 2035	1,000	1,039
City of Carson, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No.1), Series 2014-A, Assured Guaranty Municipal insured, 4.25% 2033	750	824
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2033	750	908
Chaffey Community College Dist., G.O. Bonds, 2018 Election, Series 2019-A, 4.00% 2043	5,000	5,840
Chaffey Community College Dist., G.O. Bonds, 2018 Election, Series 2019-A, 3.00% 2046	2,000	2,146
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2025	1,065	1,244
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2026	225	267
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2034	1,090	1,280
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2035	1,725	2,023
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2028	1,370	1,552
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2029	1,325	1,496
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2034	2,360	2,572

94	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2028	$570	$696
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2031	1,015	1,224
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2032	1,070	1,288
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2033	1,125	1,353
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-F, 0% 2043	4,000	2,199
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[1]	22,790	25,926
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[1]	1,050	1,206
Community Housing Agcy., Essential Housing Rev. Bonds (Verdant at Green Valley), Series 2019-A, 5.00% 2049[1]	1,000	1,162
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 4.00% 2049	1,000	1,145
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2035	1,500	1,071
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2040	500	296
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Pasadena Portfolio), Series 2021-A-1, 2.65% 2046[1]	2,500	2,608
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Pasadena Portfolio), Series 2021-A-2, 3.00% 2056	2,710	2,824
Educational Facs. Auth., Rev. Bonds (Loyola Marymount University), Capital Appreciation Bonds, Series 2001-A, National insured, 0% 2037	6,000	4,447
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2010-U-1, 5.25% 2040	505	777
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2019-V-1, 5.00% 2049	4,000	6,482
Educational Facs. Auth., Rev. Green Bonds (Stanford University), Series 2021-V-2, 5.00% 2051	5,210	8,586
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 4.00% 2029	2,120	2,206
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, 5.00% 2026	1,300	1,537
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2034	500	591
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2035	500	591
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2038	1,500	1,770
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2041	8,150	9,526
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2046	5,435	6,310
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 3.375% 2030	1,500	1,546
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 4.00% 2033	3,000	3,138
Elk Grove Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2046	1,105	1,260
Elk Grove Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2048	3,000	3,419
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2032	890	1,002
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2033	775	873
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2017-A, 5.00% 2046	3,000	3,689
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2020-A, 4.00% 2049	3,500	4,079
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2034	1,000	745
City of Eureka, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, 5.00% 2022	1,000	1,056
City of Eureka, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, National insured, 5.00% 2023	1,040	1,148
City of Fillmore, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2027	2,670	3,233
City of Fillmore, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2028	3,120	3,772
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2039	3,000	3,454
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2040	5,000	5,750
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2031	880	981
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2034	2,600	2,887
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2022	95	99
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	145	156

American Funds Tax-Exempt Funds	95

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2013-A, 6.00% 2053 (preref. 2024)	$7,500	$8,583
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2034	2,000	1,585
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2035	2,000	1,543
County of Fresno, Sanger Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2055	1,205	1,454
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 3.00% 2033	1,000	1,126
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2016-B, 3.00% 2043	2,000	2,114
Fresno Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,005	1,221
G.O. Bonds, Series 2011, 5.25% 2028	6,500	6,526
G.O. Bonds, Series 2011, 5.25% 2028 (preref. 2021)	2,685	2,696
G.O. Bonds, Series 2021, 5.00% 2031	395	478
G.O. Bonds, Series 2021, 5.00% 2032	335	405
G.O. Bonds, Series 2015, 5.25% 2032	10,000	11,938
G.O. Bonds, Series 2021, 5.00% 2034	335	404
G.O. Bonds, Series 2020, 4.00% 2041	500	567
G.O. Bonds, Series 2020, 4.00% 2045	2,000	2,259
G.O. Bonds, Series 2021, 5.00% 2046	260	342
G.O. Bonds, Series 2020, 4.00% 2050	1,000	1,192
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2041	2,625	3,535
Glendale Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-B, 0% 2029	990	894
Glendale Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-B, 0% 2031	1,250	1,067
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022	4,000	4,162
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2025	10,000	9,761
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026	15,500	14,922
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, AMBAC insured, 0% 2027	7,460	7,060
Grossmont Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2008, 0% 2032	9,835	8,289
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Series 2020-A, 5.00% 2045	4,700	5,737
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Series 2020-A, 5.00% 2061	3,085	3,711
Hayward Unified School Dist., G.O. Bonds, 2018 Election, Series 2020, Assured Guaranty Municipal insured, 4.00% 2050	2,500	2,955
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2044	7,000	8,797
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 4.00% 2048	7,000	8,173
Hayward Unified School Dist., G.O. Rev. Ref. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2040	3,000	3,788
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 4.00% 2038	9,415	11,112
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 5.00% 2047	36,640	57,407
Health Facs. Fncg. Auth., Rev. Bonds (Marshall Medical Center), Series 2020-A, 4.00% 2040	1,000	1,192
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 4.00% 2047	1,035	1,181
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2038	2,100	2,632
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	2,695	2,859
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2046	1,050	1,227
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2051	5,500	6,397
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2024	255	293
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2026	350	401
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2013-A, 5.00% 2033	1,300	1,420
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-C, 5.00% 2034 (put 2022)	9,100	9,635
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2032	6,000	7,594
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2035	8,500	10,713
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2036	6,000	7,552
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Hospital and Clinics), Series 2012-A, 5.00% 2051 (preref. 2022)	12,745	13,391
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 4.00% 2038	4,000	4,586

96	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2040	$700	$889
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2050	1,250	1,563
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2055	1,000	1,242
Housing Fin. Agcy., Municipal Certs., Series 2019-A-2, 4.00% 2033	10,678	12,712
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	17,985	21,443
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2036[1]	340	408
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2041[1]	510	604
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2046[1]	135	158
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2051[1]	175	205
City of Indian Wells, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Consolidated Whitewater Redev. Project Area), Series 2016-A, National insured, 5.00% 2033	4,800	5,804
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.22% 2037 (put 2022)[2]	19,925	19,978
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2019, 1.75% 2055 (put 2026)	4,750	4,983
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (J. Paul Getty Trust), Series 2013-A-2, (3-month USD-LIBOR x 0.70 + 0.33%) 0.40% 2047 (put 2022)[2]	6,100	6,103
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.72% 2050 (put 2026)[2]	1,000	1,014
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2028	1,000	1,238
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2030	950	1,171
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 1, Special Tax Bonds, Series 2014, 5.00% 2039	1,000	1,121
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 3.25% 2022	100	103
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 5.00% 2023	1,235	1,301
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 4.00% 2028	675	699
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2023	1,100	1,215
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2027	325	357
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2030	700	765
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2032	350	408
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2033	585	680
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2034	615	713
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2035	375	434
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2042	1,000	1,147
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2025	1,000	1,194
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 4.00% 2026	150	175
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2026	1,300	1,605
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2027	1,085	1,379
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2032	250	310
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2033	120	148
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2034	1,000	1,229
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2034	475	584
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2035	1,255	1,635
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2035	530	650
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2036	510	624
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2037	705	861

American Funds Tax-Exempt Funds	97

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2038	$645	$785
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-C, BAM insured, 5.00% 2042	1,000	1,211
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2044	6,145	7,291
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2047	2,000	2,398
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 5.00% 2049	1,000	1,196
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2051	3,000	3,581
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2054	8,000	9,574
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 5.00% 2057	1,000	1,191
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013-A, 5.25% 2024	1,145	1,263
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2026	700	797
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2032	1,260	1,431
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2042	1,250	1,411
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2031	1,890	2,328
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2035	1,125	1,363
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2039	1,095	1,306
La Mesa-Spring Valley School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2046	935	1,074
La Mesa-Spring Valley School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2051	3,125	3,579
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2013-A, 5.00% 2029 (preref. 2023)	1,435	1,581
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2013-A, 5.00% 2030 (preref. 2023)	1,500	1,653
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2033 (preref. 2024)	1,890	2,171
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2035	1,330	1,516
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2040	4,375	4,969
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2039	1,000	1,221
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2041	675	819
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2047	1,700	2,036
City of Lancaster, Successor Agcy. to the Redev. Agcy., Combined Redev. Project Areas (Housing Programs), Tax Allocation Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,100	1,146
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.25% 2024	1,000	1,106
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2032	3,750	4,081
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.125% 2035	1,250	1,359
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2027	1,000	1,011
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2028	1,000	1,011
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2040	2,235	2,488
Long Beach Unified School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-G, Assured Guaranty insured, 0% 2029	3,995	3,626
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2029	1,135	1,289
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2030	985	1,117
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2031	685	776
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2013-B, 5.00% 2038	1,500	1,624
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-B, 5.00% 2042	1,400	1,734
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2019-B, 5.00% 2049	1,805	2,288
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Ref. Bonds, Series 2019-C, 5.00% 2040	1,925	2,504
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Ref. Bonds, Series 2015-C, 5.00% 2027	1,500	1,762
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022	6,000	6,162

98	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2036	$21,695	$27,449
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2037	4,690	5,915
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2038	10,990	13,803
County of Los Angeles, Redev. Ref. Auth., Tax Allocation Rev. Ref. Bonds (Various Redev. Project Areas), Series 2013-D, Assured Guaranty Municipal insured, 5.00% 2027	1,950	2,127
Los Angeles County Facs., Inc., Lease Rev. Bonds (Vermont Corridor County Administration Building), Series 2018-A, 5.00% 2043	1,250	1,573
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2005 Election, Series 2018-M-1, 5.25% 2042	20,000	25,115
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.125% 2029	4,610	5,883
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-C, 7.00% 2034	3,105	4,940
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.50% 2039	7,005	11,708
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2026	1,440	1,697
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2029	1,260	1,509
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 3.00% 2031	570	611
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2031	250	298
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2032	725	849
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2033	760	888
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2033	345	411
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2034	600	700
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2036	850	989
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-A, 5.00% 2033	4,390	5,220
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2017-D, (SIFMA Municipal Swap Index + 0.14%) 0.16% 2037 (put 2024)[2]	11,000	11,003
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2017-E, 0.16% 2037 (put 2024)[2]	1,715	1,715
Modesto Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2026	2,500	2,731
City of Morgan Hill, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	2,000	2,206
Morongo Band of Mission Indians, Rev. Ref. Bonds, Series 2018-B, 5.00% 2042[1]	5,025	6,045
Mt. San Jacinto Community College, G.O. Bonds, 2014 Election, Series 2021-C, 3.00% 2035	1,040	1,162
Municipal Fin. Auth., Certs. of Part. (Palomar Health), Series 2021, 5.00% 2027[1]	14,735	17,668
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2036[1]	1,500	1,780
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2046[1]	1,500	1,754
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2039	850	996
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2030	1,785	2,068
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2031	1,030	1,190
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2032	1,000	1,153
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2033	1,100	1,266
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2038	3,750	4,285
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 5.00% 2044	3,750	4,495
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2041	220	268
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2046	615	743
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2051	1,515	1,644
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2054	1,490	1,610
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2031	2,810	2,935
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 4.00% 2034	1,965	2,021
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2022	1,250	1,312
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2024	760	864
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2026	2,620	3,176
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2027	1,875	2,255
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2031	1,915	2,258

American Funds Tax-Exempt Funds	99

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2032	$1,175	$1,383
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2032	1,000	1,192
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2034	2,935	3,530
Newport Mesa Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2007, National insured, 0% 2022	1,800	1,798
Northern California Gas Auth. No. 1, Gas Project Rev. Bonds, Series 2007-B, (3-month USD-LIBOR + 0.67%) 0.855% 2027[2]	13,640	13,723
Northern California Power Agcy., Hydroelectric Project No. 1, Rev. Ref. Bonds, Series 2012-A, 5.00% 2032	1,400	1,461
City of Oakland, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Central Dist. Redev. Project), Series 2013, 5.00% 2021	2,590	2,600
Ontario International Airport Auth., Airport Rev. Bonds, Series 2021-A, 5.00% 2046	5,385	7,083
Ontario-Montclair School Dist., G.O. Rev. Ref. Bonds, Series 2019-B, 5.00% 2043	2,355	2,931
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2026	1,070	1,128
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2027	1,300	1,371
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2028	750	791
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Bonds, Series 2015-A, 5.00% 2034	730	834
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.25% 2045	1,950	2,226
County of Orange, Community Facs. Dist. No. 2016-1 (Esencia Village), Special Tax Bonds, Series 2016-A, 5.00% 2041	1,250	1,453
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 1, Special Tax Bonds, Series 2018-A, 5.00% 2036	2,880	3,528
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 1, Special Tax Bonds, Series 2018-A, 5.00% 2047	6,000	7,215
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2036	3,000	4,079
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Improvement Bonds, Series 2007, 5.10% 2037	1,820	1,827
City of Palmdale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016-A, National insured, 5.00% 2030	250	302
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2041	2,250	2,737
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2028	7,000	6,428
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2030	15,520	13,591
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2031	3,000	2,571
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2031	650	735
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2034	1,260	1,418
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2030	1,920	2,341
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2031	2,050	2,499
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2032	2,195	2,673
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2033	975	1,186
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	1,265	1,503
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	590	697
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,200	1,392
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 4.00% 2036	715	809
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2033	500	600
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-3, 2.125% 2027[1]	2,085	2,116
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-2, 2.375% 2028[1]	1,250	1,272

100	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-1, 3.125% 2029[1]	$1,000	$1,021
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2046[1]	230	270
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2051[1]	200	234
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2020-D, 5.00% 2029	1,000	1,335
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2013-I, 5.25% 2032	2,500	2,779
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2012-A, 5.00% 2033	2,000	2,065
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2012-A, 5.00% 2037	3,000	3,098
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2030	6,500	8,682
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2032	4,000	5,566
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2032	1,300	1,719
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2035	795	1,042
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2025	1,000	1,133
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2027	425	490
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2028	1,185	1,355
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2030	1,390	1,564
City of Rancho Mirage, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	1,835	1,978
City of Rancho Santa Fe, Community Services Dist., Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2029	1,500	1,811
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2026	335	408
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2033	310	370
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2034	1,000	1,191
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2028 (preref. 2024)	490	561
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2029 (preref. 2024)	540	618
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2035 (preref. 2024)	2,525	2,892
City of Riverside, Rev. Ref. Water Bonds, Series 2011-A, (SIFMA Municipal Swap Index + 0.15%) 0.15% 2035 (put 2021)[2]	2,000	1,998
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Bonds (Project Area No. 1, Desert Communities and Interstate 215 Corridor Projects), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2026	1,235	1,461
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2030	600	677
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2033	1,000	1,129
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2034	1,000	1,129
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2029	2,560	3,005
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2031	1,500	1,750
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2016-B, BAM insured, 4.00% 2032	1,000	1,115
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 4.00% 2037	2,500	2,786
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2027	1,480	1,717
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2028	2,135	2,474
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2030	2,175	2,520
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	1,040	1,205
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2032	1,115	1,292
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2035	1,000	1,156
Riverside Unified School Dist., G.O. Bonds, 2016 Election, Series 2019-B, 3.00% 2036	1,070	1,174
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2021	1,005	1,009
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2022	500	525
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	500	588

American Funds Tax-Exempt Funds	101

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2037	$1,750	$1,996
City of Roseville, Fin. Auth., Electric System Rev. Ref. Bonds, Series 2017-A, 4.00% 2036	3,365	3,833
Roseville Joint Union High School Dist., G.O. Bonds, 2016 Election, Series 2017-A, 4.00% 2045	4,000	4,592
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2025	100	120
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2028	1,735	2,049
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2035	3,000	3,500
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.25% 2024	1,160	1,283
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.25% 2033	1,500	1,637
City of Sacramento, Fncg. Auth., Rev. Ref. Bonds (Master Lease Program Facs.), Series 2006-E, AMBAC insured, 5.25% 2025	7,500	9,122
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 2013-A, 5.00% 2037	1,500	1,637
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	1,000	1,198
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2041	4,200	5,047
County of Sacramento, Water Fncg. Auth., Rev. Ref. Bonds (Water Agcy. Zones 40 and 41), Series 2007-B, FGIC-National insured, (3-month USD-LIBOR + 0.55%) 0.64% 2034[2]	6,295	6,306
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2044	935	1,116
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2049	1,810	2,145
County of San Bernardino and Cities of Colton, Loma Linda and San Bernardino, Successor Agcy. to the Inland Valley Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, 5.00% 2044	10,500	11,575
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,098
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2027	1,000	1,098
San Bruno Park School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 4.00% 2048	1,370	1,597
City of San Buenaventura, Rev. Bonds (Community Memorial Health System), Series 2011, 7.50% 2041 (preref. 2021)	19,850	20,327
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2028	950	1,108
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2033	2,000	2,646
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	8,260	8,732
Grossmont-Cuyamaca Community College Dist., G.O. Bonds, 2012 Election, Series 2018-B, 4.00% 2047	3,500	4,087
San Diego Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2013, 0% 2041[3]	12,990	7,403
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-F-2, 5.00% 2050	20,500	25,852
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2051	1,075	1,217
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-C, 4.00% 2050	2,000	2,415
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2036[1]	260	304
City of San Francisco, Municipal Transportation Agcy., Rev. Green Bonds, Series 2021-C, 4.00% 2051	5,000	6,044
San Francisco Community College Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	1,500	1,791
San Leandro Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2023	500	538
San Leandro Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2043	1,300	1,524
San Lorenzo Valley Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	750	876
San Mateo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006-B, National insured, 0% 2031	29,425	26,175
City of San Ramon, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2028	400	461
City of San Ramon, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2038	2,500	2,854
Santa Ana Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-B, Assured Guaranty insured, 0% 2034	10,000	7,976
Santa Clara Valley Water Dist., Water System Rev. Ref. Bonds, Series 2020-A, 5.00% 2050	1,750	2,274

102	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2035	$1,725	$1,994
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2036	1,780	2,055
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2046	1,245	1,421
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2013-A-1, 7.375% 2043 (preref. 2022)	2,890	3,117
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[1]	1,960	2,254
Statewide Communities Dev. Auth., Health Fac. Rev. Bonds (Catholic Healthcare West), Series 2007-F, Assured Guaranty Municipal insured, 0.19% 2040[2]	14,800	14,800
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	1,985	1,984
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-C, 2.625% 2033 (put 2023)	10,345	10,923
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	2,820	2,978
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2014, 5.00% 2044	16,500	18,581
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-M, 5.00% 2038 (put 2029)	9,000	12,000
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-L, 5.00% 2038 (put 2029)	4,000	5,333
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2012-A, 5.00% 2042	6,000	6,194
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.125% 2023	360	382
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.00% 2025[1]	2,500	2,909
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.00% 2041[1]	3,425	3,885
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.25% 2056[1]	1,000	1,133
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2036[1]	750	876
Statewide Communities Dev. Auth., Senior Living Health Fac. Rev. Bonds (Los Angeles Jewish Home for the Aging - Fountainview at Gonda), Series 2014-A, 5.00% 2044	1,450	1,550
City of Suisun, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2032	1,245	1,407
City of Temecula, Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	1,220	1,527
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2029	1,005	1,167
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2030	630	731
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2031	1,295	1,501
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2032	2,965	3,433
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2033	2,135	2,470
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2035	500	578
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.375% 2031	1,010	1,051
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2032	2,655	2,815
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2033	1,380	1,458
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2045	1,000	1,273
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 2.40% 2049	1,000	1,046
City of Turlock, Irrigation Dist., Rev. Ref. Bonds, Series 2016, 5.00% 2041	8,640	10,572
City of Turlock, Irrigation Dist., Rev. Ref. Bonds, Series 2016, 5.00% 2046	6,755	8,283
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	1,215	1,422
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2037	1,000	1,167
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	300	340
Tustin Unified School Dist., Community Facs. Dist. No. 88-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2022	1,000	1,051
Tustin Unified School Dist., Community Facs. Dist. No. 88-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2023	545	599

American Funds Tax-Exempt Funds	103

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2026	$1,285	$1,505
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2028	1,265	1,470
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, BAM insured, 5.00% 2033	4,000	4,708
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, BAM insured, 5.00% 2038	2,155	2,521
Twin Rivers Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2016, Assured Guaranty Municipal insured, 0% 2041	5,750	2,801
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 5.00% 2046	13,315	17,642
Regents of the University of California, Limited Project Rev. Bonds, Series 2017-M, 5.00% 2047	17,700	21,781
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 4.00% 2051	2,250	2,720
Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2016-L, 4.00% 2037	2,300	2,615
Vacaville Unified School Dist., G.O. Bonds, 2014 Election, Series 2020-D, 4.00% 2045	1,850	2,160
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, BAM insured, 4.00% 2046	1,730	2,018
Val Verde Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2046	1,650	1,924
County of Ventura, Public Fncg. Auth., Lease Rev. Bonds, Series 2013-A, 5.00% 2029 (preref. 2022)	3,000	3,185
City of Vernon, Electric System Rev. Bonds, Series 2020-A, 5.00% 2021	5,000	5,000
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 5.00% 2026	1,140	1,344
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 5.00% 2027	1,410	1,660
Walnut Valley Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2007 Election, Series 2011-B, BAM insured, 0% 2036	5,655	4,023
Washington Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006-B, National insured, 0% 2031	1,000	849
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2033	5,700	7,817
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2035	2,810	3,829
West Contra Costa Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A-1, Assured Guaranty Municipal insured, 3.00% 2046	3,500	3,806
West Contra Costa Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A-1, Assured Guaranty Municipal insured, 3.00% 2051	4,890	5,296
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2027	350	424
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2028	550	663
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2029	1,205	1,445
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2031	675	804
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 4.00% 2032	1,400	1,580
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 4.00% 2033	1,455	1,643
West Sonoma County Union High School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 5.00% 2043	775	966
West Sonoma County Union High School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 5.00% 2046	705	875
West Sonoma County Union High School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 5.00% 2049	1,000	1,239
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,035	1,255
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	1,165	1,409
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2044	1,105	1,316
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 5.00% 2029	1,000	1,224
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 5.00% 2030	1,570	1,914
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2032	3,425	3,942
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2033	3,560	4,089
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2016, 4.00% 2041	2,535	2,787
		1,545,866

104	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado 2.00%
County of Arapahoe, Copperleaf Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2020-A, 5.00% 2039	$1,550	$1,707
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2038	3,805	4,599
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2046	1,000	1,083
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2021	100	102
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2022	165	175
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2022	100	106
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2023	195	215
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2023	120	133
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2024	200	229
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2024	135	155
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2025	180	213
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2025	125	147
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2026	270	317
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2026	195	238
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2027	200	250
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2027	125	147
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2028	260	305
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2028	210	269
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2029	210	275
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2029	125	146
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2030	250	291
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2030	215	280
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2031	230	299
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2031	135	157
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2033	255	329
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2034	285	367
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2035	100	129
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 3.25% 2050	2,250	2,414
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2050	1,500	1,881
City of Aurora, Sewer Rev. Bonds (Seam Fac. and Other System Improvements Project), Series 2021, 4.00% 2051	4,000	4,872
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 3.00% 2022	177	180
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 3.50% 2027	500	544
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2037	1,275	1,477
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2037	200	232
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2047	5,255	5,993

American Funds Tax-Exempt Funds	105

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
City of Aurora, Tallyn’s Reach Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2013, 5.125% 2038 (preref. 2024)	$135	$149
City and County of Broomfield, Arista Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2048	4,425	4,778
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.50% 2035	1,000	913
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.75% 2046	1,800	1,605
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 6.00% 2050	1,650	1,498
City and County of Broomfield, Palisade Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2016, 4.375% 2031	1,428	1,479
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 3.00% 2021	849	853
Certs. of Part., Series 2021-A, 4.00% 2036	1,500	1,884
Certs. of Part., Series 2021-A, 3.00% 2037	9,065	10,243
Certs. of Part., Series 2021-A, 4.00% 2038	1,000	1,249
Certs. of Part., Series 2021-A, 4.00% 2039	1,500	1,861
Certs. of Part., Series 2021-A, 4.00% 2040	1,500	1,857
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2042	4,000	4,937
City and County of Denver, Central Platte Valley Metropolitan Dist., G.O. Rev. Ref. Bonds, Series 2013-A, 5.375% 2033	1,750	1,896
City and County of Denver, Dedicated Tax Rev. Bonds, Capital Appreciation Bonds, Series 2018-A-2, 0% 2033	2,000	1,416
City and County of Denver, Dedicated Tax Rev. Bonds, Capital Appreciation Bonds, Series 2018-A-2, 0% 2034	2,000	1,353
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2017-B, 5.00% 2033	6,500	8,103
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, 5.00% 2048	13,515	16,957
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Bonds, Series 2016-A, National insured, 5.00% 2029	1,510	1,830
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Bonds, Series 2017-A, 5.00% 2041	4,750	5,477
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2028	4,485	5,275
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	2,660	3,125
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	1,500	1,759
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,140	1,334
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2032	1,685	1,969
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	1,250	1,435
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2024	1,045	1,103
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2025	3,500	3,692
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2018-A, 5.25% 2039[1]	1,335	1,468
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	2,315	2,319
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2004-A, National insured, 0% 2027	3,250	3,050
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2004-A, National insured, 0% 2028	2,000	1,836
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2030	14,065	12,252
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2031	1,375	1,167
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2010-A, Assured Guaranty Municipal insured, 0% 2035	14,760	11,386
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2041	65	74
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2051	200	224
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2061	255	283
Educational and Cultural Facs. Auth., Rev. Ref. Bonds (Johnson & Wales University Project), Series 2013-B, 5.00% 2027 (preref. 2023)	1,500	1,619
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2021	100	102
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2023	125	139

106	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2025	$150	$179
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2026	105	129
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2027	110	138
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2029	150	196
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	150	195
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2031	155	201
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2032	175	226
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2033	185	238
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2034	200	257
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2035	215	275
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2039	1,750	2,064
Counties of Garfield and Mesa, Grand River Hospital Dist., Unlimited Tax G.O. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2023	2,050	2,246
Health Facs. Auth., Health Care Facs. Rev. Bonds (American Baptist Homes of the Midwest Obligated Group), Series 2013, 8.00% 2043	6,300	6,761
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2032	3,460	4,313
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2033 (preref. 2027)	6,910	8,613
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2037 (preref. 2027)	2,020	2,518
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2040	2,500	2,948
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2045 (preref. 2025)	5,500	6,485
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2012, 5.00% 2033 (preref. 2022)	6,015	6,261
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2012, 5.00% 2042 (preref. 2022)	20,350	21,184
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2013, 5.625% 2043 (preref. 2023)	2,485	2,734
Health Facs. Auth., Hospital Rev. Bonds (AdventHealth Obligated Group), Series 2021-A, 5.00% 2038	2,055	2,777
Health Facs. Auth., Hospital Rev. Bonds (AdventHealth Obligated Group), Series 2021-A, 4.00% 2046	1,500	1,823
Health Facs. Auth., Hospital Rev. Bonds (AdventHealth Obligated Group), Series 2021-A, 4.00% 2050	4,000	4,845
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-C, 5.00% 2036 (put 2026)	6,200	7,675
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-A, 5.00% 2041	3,130	3,677
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-B, 5.00% 2048 (put 2025)	21,250	25,499
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-A, 5.00% 2048	11,855	14,616
Health Facs. Auth., Hospital Rev. Bonds (Children’s Hospital Colorado Project), Series 2013-A, 5.00% 2033	12,000	13,137
Health Facs. Auth., Hospital Rev. Bonds (Parkview Medical Center, Inc. Project), Series 2020-A, 4.00% 2045	1,000	1,149
Health Facs. Auth., Hospital Rev. Bonds (Parkview Medical Center, Inc. Project), Series 2020-A, 4.00% 2050	1,400	1,599
Health Facs. Auth., Hospital Rev. Ref. Bonds (Valley View Hospital Association Project), Series 2018, 2.80% 2042 (put 2023)	3,590	3,702
Health Facs. Auth., Retirement Housing Rev. Bonds (Liberty Heights Project), Capital Appreciation Bonds, Series 1991-B, 0% 2024 (escrowed to maturity)	1,765	1,749
Health Facs. Auth., Rev. Bonds (Catholic Health Initiatives), Series 2009-B-1, 5.00% 2027 (preref. 2022)	1,000	1,061
Health Facs. Auth., Rev. Bonds (Christian Living Neighborhoods Project), Series 2019-A-1, 4.00% 2044	1,000	1,167
Health Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-A-2, 4.00% 2049	2,000	2,322

American Funds Tax-Exempt Funds	107

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Health Facs. Auth., Rev. Bonds (Covenant Retirement Communities, Inc.), Series 2018, 5.00% 2048	$11,485	$13,598
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.00% 2042[4]	2,500	1,375
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.125% 2047[4]	2,665	1,466
Health Facs. Auth., Rev. Bonds (Total Longterm Care National Obligated Group Project), Series 2011, 5.00% 2021 (escrowed to maturity)	120	122
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 4.00% 2023	610	637
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 4.00% 2024	270	290
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Communities Project), Series 2012, 5.125% 2030	860	878
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2025	565	629
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2031	500	546
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2012, 5.25% 2037	1,550	1,583
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2022	640	679
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2028	1,065	1,227
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2035	290	329
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2013-A, 5.75% 2036	3,000	3,390
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 5.00% 2032	4,000	5,269
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 4.00% 2036	5,750	6,940
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 4.00% 2037	4,000	4,814
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 4.00% 2038	5,800	6,950
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-B, 4.00% 2040	29,570	35,289
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2013-A, 5.00% 2044	10,000	11,066
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-B-1, Class I, 4.00% 2048	5,540	6,049
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-C, Class I, 4.00% 2048	3,015	3,281
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	1,925	2,130
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	14,805	16,364
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-E, Class I, 4.25% 2049	10,025	11,147
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-H, Class III, 4.25% 2049	6,930	7,777
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-F, Class I, 4.25% 2049	1,610	1,805
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-K, Class I, 3.875% 2050	5,610	6,252
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-B, Class I, 3.00% 2051	7,140	7,823
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-H, Class I, 3.00% 2051	2,720	3,007
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-E, 3.00% 2051	1,475	1,623
City of Lakewood, Plaza Metropolitan Dist. No. 1, Rev. Ref. Bonds, Series 2013, 5.00% 2021[1]	1,000	1,012
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.25% 2028	4,000	5,119
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.50% 2038	39,500	62,501
Regional Transportation Dist., Certs. of Part., Series 2014-A, 5.00% 2044	9,500	10,177
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2033	500	642
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2033	500	619
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2036	700	853
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.75% 2046	1,575	1,637
Weld County School Dist. No. 6, G.O. Bonds, Series 2021, 4.00% 2045	2,705	3,297
		561,356

Connecticut 0.68%
Harbor Point Infrastructure Improvement Dist., Special Obligation Rev. Ref. Bonds (Harbor Point Project), Series 2017, 5.00% 2030[1]	11,500	13,632
Health and Educational Facs. Auth., Rev. Bonds (Covenant Home, Inc.), Series 2018-B, 5.00% 2027	125	154
Health and Educational Facs. Auth., Rev. Bonds (Covenant Home, Inc.), Series 2018-B, 5.00% 2029	430	526
Health and Educational Facs. Auth., Rev. Bonds (Covenant Home, Inc.), Series 2018-B, 5.00% 2037	3,210	3,851
Health and Educational Facs. Auth., Rev. Bonds (Griffin Hospital Issue), Series 2020-G-1, 5.00% 2050[1]	735	889
Health and Educational Facs. Auth., Rev. Bonds (Nuvance Health Issue), Series 2019-A, 4.00% 2034	3,000	3,547
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2025	1,460	1,711
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2030	2,265	2,700
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2031	3,000	3,566
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2035	2,895	3,419
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2036	2,990	3,525

108	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Connecticut (continued)
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2012-J, 5.00% 2042	$250	$259
Health and Educational Facs. Auth., Rev. Bonds (Yale New Haven Health Issue), Series 2014-B, 1.80% 2049 (put 2024)	1,500	1,556
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	3,100	3,146
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2010-A-3, 0.25% 2049 (put 2024)	1,915	1,915
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2017-C-2, 4.00% 2057 (put 2023)	14,000	15,028
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 3.20% 2032	3,000	3,242
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 3.40% 2032	2,940	3,203
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-1, 3.50% 2033	1,965	2,175
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-A-1, 2.30% 2035	1,000	1,037
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.00% 2036	4,870	5,134
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 3.65% 2037	4,750	5,140
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-F-1, 3.50% 2043	6,145	6,741
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-C-1, 3.25% 2044	19,185	21,182
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-A-1, 3.50% 2045	2,810	3,141
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-C-1, 4.00% 2045	10,590	11,690
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	3,405	3,590
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-A-1, 4.00% 2045	2,585	2,854
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.50% 2046	3,850	4,076
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-F-1, 4.00% 2047	5,000	5,477
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	3,235	3,504
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	2,435	2,634
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047	1,625	1,759
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-1, 3.00% 2049	2,885	3,183
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-D-1, 4.00% 2049	11,925	13,579
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-B-1, 4.00% 2049	3,970	4,508
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-5, 0.45% 2051 (put 2024)	4,995	4,995
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-C-2, 3.375% 2051	1,340	1,409
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2013-B-2, 4.00% 2032	690	701
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	965	1,004
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2014-D-1, 4.00% 2044	770	787
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-C, 6.25% 2030[1]	5,500	6,392
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-A, 6.75% 2045[1]	2,716	2,879
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015, 7.00% 2045[1]	1,705	1,813
Special Tax Obligation Bonds (Transportation Infrastructure Purposes), Series 2020-A, 5.00% 2040	2,000	2,606
		189,859

Delaware 0.18%
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 4.00% 2029	535	586
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 5.00% 2039	720	841
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 5.00% 2049	1,800	2,076
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 5.00% 2054	835	960
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2045 (put 2025)	760	775
G.O. Bonds, Series 2021, 3.00% 2034	5,000	5,822
Health Facs. Auth., Rev. Ref. Bonds (Christiana Care Health System), Series 2020-A, 4.00% 2049	3,305	3,911
River and Bay Auth., Rev. Bonds, Series 2019, 4.00% 2039	4,205	4,909
River and Bay Auth., Rev. Bonds, Series 2019, 4.00% 2044	5,000	5,769
Transportation Auth., Grant Anticipation Bonds, Series 2020, 5.00% 2033	1,250	1,658
Transportation Auth., Rev. Bonds (U.S. 301 Project), Series 2015, 5.00% 2055	20,455	23,601
		50,908

American Funds Tax-Exempt Funds	109

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
District of Columbia 1.19%
G.O. Bonds, Series 2017-D, 5.00% 2035	$5,000	$6,204
G.O. Bonds, Series 2017-D, 5.00% 2036	7,250	8,987
G.O. Bonds, Series 2014-C, 5.00% 2038	1,800	2,020
G.O. Bonds, Series 2016-D, 5.00% 2041	3,000	3,655
G.O. Bonds, Series 2017-D, 5.00% 2042	2,645	3,255
G.O. Bonds, Series 2019-A, 5.00% 2044	5,000	6,378
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	1,000	1,218
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2032	7,775	9,920
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2033	8,610	10,970
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2035	3,655	4,646
G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2036	5,510	6,830
G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2037	2,500	3,096
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (The Strand Residences), Series 2019, 1.45% 2039 (put 2022)	1,250	1,265
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2045	2,000	2,599
Metropolitan Area Transit Auth., Dedicated Rev. Green Bonds, Series 2021-A, 3.00% 2036	4,705	5,371
Metropolitan Area Transit Auth., Dedicated Rev. Green Bonds, Series 2021-A, 3.00% 2040	3,500	3,946
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2029	1,000	1,331
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2031	1,415	1,911
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2033	2,100	2,809
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2034	2,005	2,674
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 4.00% 2035	1,720	2,134
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 4.00% 2036	2,380	2,946
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 4.00% 2039	2,020	2,475
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. and Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-B, 4.00% 2049	3,155	3,697
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2010-B, 6.50% 2044[3]	2,000	2,732
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Capital Appreciation Bonds, Series 2010-A, Assured Guaranty Municipal insured, 0% 2037	41,230	24,996
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2031	5,100	4,365
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2035	7,470	5,792
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2036	5,880	4,438
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2038	27,130	19,370
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2040	23,255	15,674
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-A, 5.00% 2032	1,800	2,271
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2053	34,470	40,041
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2014-A, 5.00% 2053	4,900	5,040
Rev. Bonds (DC International School Issue), Series 2019, 5.00% 2054	1,150	1,395
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2036	2,775	3,205
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2041	400	459
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2046	1,455	1,661
Rev. Bonds (KIPP DC Issue), Series 2019, 5.00% 2024	100	113
Rev. Bonds (KIPP DC Issue), Series 2013-A, 6.00% 2033 (preref. 2023)	1,000	1,111
Rev. Ref. Bonds (KIPP DC Issue), Series 2017-B, 5.00% 2048	4,385	5,205
Tax Increment Rev. Bonds (City Market at O Street Project), Series 2011, 5.125% 2041	5,700	5,720
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	5,000	6,129
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2028	3,750	4,684
Water and Sewer Auth., Public Utility Rev. Bonds, Series 1998, Assured Guaranty Municipal insured, 5.50% 2023	955	1,017
Water and Sewer Auth., Public Utility Rev. Bonds, Series 1998, Assured Guaranty Municipal insured, 5.50% 2028	3,925	4,923
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2017-B, 5.00% 2030	3,750	4,641
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2017-B, 5.00% 2031	3,750	4,634
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2016-A, 5.00% 2037	9,320	11,159

110	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
District of Columbia (continued)
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2012-A, 5.00% 2037	$3,000	$3,160
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2016-A, 5.00% 2039	7,630	9,112
Water and Sewer Auth., Public Utility Rev. Green Bonds, Series 2018-A, 5.00% 2049	12,400	15,404
Water and Sewer Auth., Public Utility Rev. Green Bonds, Series 2017-A, 5.00% 2052	16,000	19,380
Water and Sewer Auth., Public Utility Rev. Ref. Bonds, Series 2012-C, 5.00% 2025	5,000	5,284
		333,452

Florida 5.65%
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2042	1,190	1,284
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 5.00% 2037 (put 2026)	2,000	2,391
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-A, 4.00% 2049	25,245	29,661
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds (Shands HealthCare Project), Series 2014-A, 5.00% 2036	1,285	1,463
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds (Shands HealthCare Project), Series 2014-A, 5.00% 2044	12,900	14,666
City of Atlantic Beach, Health Care Facs. Rev. and Rev. Ref. Bonds (Fleet Landing Project), Series 2013-A, 5.00% 2022	105	111
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2024	160	182
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2028	1,480	1,756
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2029	420	496
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2030	435	512
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2031	460	540
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2032	480	562
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2043	735	849
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2048	2,690	3,097
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2053	6,300	7,226
City of Atlantic Beach, Health Care Facs. Rev. Ref. Bonds (Fleet Landing Project), Series 2013-A, 5.00% 2037	3,230	3,468
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2032	5,000	5,577
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2039	4,835	5,348
County of Brevard, Heritage Isle at Viera Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 3.20% 2032	1,095	1,183
County of Broward, Water and Sewer Utility Rev. Bonds, Series 2019-A, 4.00% 2044	10,000	12,061
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.25% 2023	1,475	1,539
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.50% 2024	1,230	1,316
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.75% 2025	1,140	1,252
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.75% 2026	920	1,017
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 3.00% 2027	640	722
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 3.00% 2029[1]	425	448
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 5.00% 2049[1]	1,255	1,499
Capital Trust Agcy., Rev. Bonds (Educational Growth Fund, LLC Charter School Portfolio Projects), Series 2021-A-1, 5.00% 2056[1]	2,825	3,373
Central Florida Expressway Auth., Rev. Bonds, Series 2018, 5.00% 2043	3,500	4,340
Central Florida Expressway Auth., Rev. Bonds, Series 2019-B, 5.00% 2044	32,000	40,661
Central Florida Expressway Auth., Rev. Bonds, Series 2018, 5.00% 2048	1,565	1,930
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	4,000	4,851
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2038	9,935	12,221
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2016-B, 4.00% 2039	5,000	5,657
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2016-B, 4.00% 2040	3,000	3,396
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 4.00% 2041	2,500	2,884
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2042	1,550	1,894
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	2,500	2,601

American Funds Tax-Exempt Funds	111

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.00% 2026	$975	$1,033
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.125% 2027	995	1,063
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.25% 2028	1,020	1,096
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.375% 2029	1,040	1,126
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.75% 2033	2,230	2,398
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 3.00% 2038	2,930	3,191
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2043	10,000	12,143
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2048	1,500	1,813
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.625% 2023	500	519
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.75% 2025	1,150	1,240
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2027	600	645
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2028	755	808
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.125% 2030	240	256
County of Collier, Pine Air Lakes Community Dev. Dist., Special Assessment Bonds, Series 2008, 6.75% 2039	2,660	2,663
Town of Davie, Educational Facs. Rev. and Rev. Ref. Bonds (Nova Southeastern University Project), Series 2018, 5.00% 2038	2,500	3,061
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2035[1]	1,000	1,189
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2040[1]	1,650	1,945
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2050[1]	4,415	5,146
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2055[1]	1,620	1,882
Dev. Fin. Corp., Educational Facs. Rev. Bonds (River City Science Academy Projects), Series 2021-A, 4.00% 2045	600	655
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2013-A, 6.00% 2033	14,945	16,058
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2016-D, 5.00% 2023	8,065	8,794
County of Escambia, Environmental Improvement Rev. Ref. Bonds (International Paper Co. Project), Series 2019-B, 2.00% 2033 (put 2024)	775	816
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 5.00% 2040	4,000	5,096
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 4.00% 2045	5,245	6,137
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 4.00% 2050	16,135	18,797
County of Escambia, Pollution Control Rev. Ref. Bonds (Gulf Power Co. Project), Series 2002, 2.60% 2023	2,500	2,603
City of Fort Lauderdale, Water and Sewer Rev. Bonds, Series 2018, 4.00% 2041	13,920	15,941
City of Gainesville, Utilities System Rev. Bonds, Series 2017-A, 5.00% 2032	2,000	2,501
City of Gainesville, Utilities System Rev. Bonds, Series 2017-A, 5.00% 2033	2,500	3,126
City of Gainesville, Utilities System Rev. Bonds, Series 2017-A, 5.00% 2036	500	623
City of Gainesville, Utilities System Rev. Bonds, Series 2021-A-2, 5.00% 2051	42,615	55,723
City of Gainesville, Utilities System Rev. Green Bonds, Series 2021-A-1, 5.00% 2046	27,865	36,764
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2010-A, 5.00% 2024	1,000	1,004
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2016-B, 5.00% 2046	21,020	25,547
City of Hialeah, Bonterra Community Dev. Dist., Senior Special Assessment Bonds, Series 2017-A-1, 4.00% 2037	545	619
City of Hialeah, Bonterra Community Dev. Dist., Senior Special Assessment Bonds, Series 2017-A-1, 4.125% 2047	910	1,027
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2012-A, 5.00% 2022 (escrowed to maturity)	675	697
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2026	655	781
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2030	1,150	1,364
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2031	1,500	1,778
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2012-A, 5.00% 2032	1,000	1,032

112	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2033	$1,300	$1,537
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2035	4,580	5,400
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2036	1,380	1,624
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2018-B, 5.00% 2035	2,400	2,744
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2018-F, 5.00% 2043	12,500	15,808
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2018-F, 5.00% 2048	5,170	6,502
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2044	5,000	5,696
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2045	1,000	1,196
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2055	1,400	1,655
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2016-2, 4.00% 2047	5,995	6,380
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2015-1, 4.00% 2047	2,210	2,332
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	14,085	15,175
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-1, 4.00% 2049	2,220	2,423
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2019-1, 4.00% 2050	13,680	15,229
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	995	1,104
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	5,285	5,861
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-1, 3.00% 2052	3,865	4,253
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2014-B, 3.00% 2045	775	794
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	275	284
Housing Fin. Corp., Multi Family Rev. Bonds (Parrish Oaks), Series 2020-A, 1.25% 2023 (put 2022)	600	603
City of Jacksonville, Bartram Park Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2015-A-1, 4.50% 2035	930	1,032
City of Jacksonville, Better Jacksonville Sales Tax Rev. Ref. Bonds, Series 2011, 5.00% 2023	5,000	5,040
City of Jacksonville, Better Jacksonville Sales Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	5,000	5,284
City of Jacksonville, Better Jacksonville Sales Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	5,000	5,281
City of Jacksonville, Health Care Facs. Rev. Ref. Bonds (Baptist Health), Series 2019-A, 5.00% 2032	2,200	2,844
JEA, Electric System Rev. Bonds, Series 2013-C, 5.00% 2022 (escrowed to maturity)	1,450	1,532
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2026	4,250	5,207
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2027	8,800	11,080
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2028	8,140	10,313
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2029	4,000	5,051
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2030	5,050	6,662
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2030	4,650	5,847
JEA, Electric System Rev. Bonds, Series 2012-A, 4.00% 2031	3,200	3,206
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2031	7,935	9,898
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2031	4,900	6,751
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2031	3,985	5,236
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2032	11,830	16,147
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2032	4,380	5,737
JEA, Electric System Rev. Bonds, Series 2012-A, 4.00% 2033	5,300	5,309
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2033	6,395	8,667
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2033	5,280	6,570
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2033	1,000	1,306
JEA, Electric System Rev. Bonds, Series 2017-B, 3.375% 2034	650	666
JEA, Electric System Rev. Bonds, Series 2017-B-3, 4.00% 2035	4,250	5,000
JEA, Electric System Rev. Bonds, Series 2020-A, 4.00% 2035	3,925	4,753
JEA, Electric System Rev. Bonds, Series 2017-B-3, 4.00% 2036	3,785	4,448
JEA, Electric System Rev. Bonds, Series 2017-B-3, 4.00% 2037	2,000	2,346
JEA, Electric System Rev. Bonds, Series 2020-A-3, 4.00% 2038	1,750	2,112
JEA, Electric System Rev. Bonds, Series 2020-A-3, 4.00% 2039	1,250	1,505
JEA, St. Johns River Power Park System Rev. Bonds, Issue 3, Series 2008-2, 5.00% 2037	11,325	11,357
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2029	4,350	5,493
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2033	5,565	6,959
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2035	1,890	2,487
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2036	1,000	1,222
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2037	1,000	1,218
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2038	1,665	2,024
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2038	1,000	1,216

American Funds Tax-Exempt Funds	113

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2039	$1,000	$1,213
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2040	850	1,029
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2040	500	605
City of Lakeland, Energy System Rev. Ref. Bonds, Series 2016, 5.00% 2034	2,085	2,500
City of Lakeland, Energy System Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,355	1,619
County of Lee, Airport Rev. Ref. Bonds, Series 2015, 5.00% 2033	3,340	3,950
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2011-B, 6.125% 2026	500	508
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2039	1,000	1,191
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2044	5,225	6,177
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2049	4,860	5,727
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2025	2,000	2,297
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	1,250	1,435
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2027	1,250	1,432
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2033	1,000	1,142
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2034	1,000	1,141
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2035	1,000	1,140
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2033	2,350	3,004
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2034	2,000	2,549
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2035	2,000	2,544
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2036	1,750	2,220
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 4.00% 2037	2,500	2,954
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2037	3,000	3,796
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood Centre North), Series 2015, 4.875% 2035	1,380	1,491
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2022	665	688
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2023	700	755
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2024	645	719
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2025	380	438
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2026	815	967
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 3.00% 2031	655	733
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 3.00% 2034	1,060	1,175
County of Martin, Health Facs. Auth., Hospital Rev. Bonds (Martin Memorial Medical Center), Series 2012, 5.50% 2042 (preref. 2021)	2,000	2,031
County of Martin, Health Facs. Auth., Hospital Rev. Bonds (Martin Memorial Medical Center), Series 2015, 5.00% 2045 (preref. 2024)	5,000	5,783
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Parking Garage Project), Series 2014-A, 4.25% 2024	2,205	2,305
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Parking Garage Project), Series 2014-A, 5.00% 2029	985	1,035
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 5.00% 2032	1,000	1,324
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 4.00% 2034	1,600	1,958
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2016-A, 5.00% 2035	1,850	2,245
County of Miami-Dade, Educational Facs. Auth., Rev. and Rev. Ref. Bonds (University of Miami Issue), Series 2015-A, 5.00% 2045	10,000	11,424
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2014-A, 5.00% 2029	1,415	1,600
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2014-A, 5.00% 2039	6,485	7,279

114	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2010-A, 5.00% 2040	$3,050	$3,059
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	2,500	2,608
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	2,350	2,455
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2024	1,500	1,566
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	4,140	4,322
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	4,335	4,523
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2027	3,000	3,397
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2028	3,180	3,844
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2029	7,200	8,677
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	2,385	2,872
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2030	2,000	2,261
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	3,300	3,972
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2031	2,560	2,893
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	1,000	1,199
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	3,700	3,703
County of Miami-Dade, Vizcaya in Kendall Community Dev. Dist., Special Assessment Bonds, Series 2016, 3.75% 2031	300	330
County of Miami-Dade, Vizcaya in Kendall Community Dev. Dist., Special Assessment Bonds, Series 2016, 4.00% 2036	560	614
County of Miami-Dade, Vizcaya in Kendall Community Dev. Dist., Special Assessment Bonds, Series 2016, 4.125% 2046	1,240	1,354
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2042	1,250	1,513
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2019, 5.00% 2043	7,360	9,279
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2044	2,000	2,411
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2046	6,105	7,334
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2019, 5.00% 2046	20,640	25,896
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2017-A, 4.00% 2047	4,750	5,453
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2048	8,000	9,594
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2051	2,500	2,989
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2008-B, Assured Guaranty Municipal insured, 5.25% 2022	4,000	4,241
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2017-B, 5.00% 2031	1,500	1,787
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2017-B, 5.00% 2032	1,000	1,191
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2017-B, 4.00% 2038	15,000	17,699
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2019-B, 4.00% 2049	35,000	41,213
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2014, 5.00% 2039	500	557
City of Miami Beach, Parking Rev. Bonds, Series 2015, BAM insured, 5.00% 2040	1,190	1,388
City of Miami Beach, Parking Rev. Bonds, Series 2015, BAM insured, 5.00% 2045	2,500	2,897
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2032	1,645	1,830
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2034	1,800	2,001
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2040	12,850	14,221
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2044	2,000	2,211
City of Miami Beach, Water and Sewer Rev. and Rev. Ref. Bonds, Series 2017, 5.00% 2047	16,550	20,522
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2015-B, 5.00% 2027	675	800
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2015-B, 5.00% 2028	1,250	1,478
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2015-B, 5.00% 2031	1,715	2,028
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2029	6,000	7,318
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	5,000	6,088
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	2,000	2,437
Municipal Power Agcy., Rev. Ref. Bonds (St. Lucie Project), Series 2012-A, 5.00% 2026	2,345	2,476
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2035	2,000	2,392
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2036	6,965	8,306
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2042	11,500	13,614
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2048	9,250	10,882
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2024	1,750	1,993
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2035	1,000	1,140
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-C, 5.00% 2040	1,900	2,152

American Funds Tax-Exempt Funds	115

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2040	$1,750	$1,998
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Ref. Bonds, Series 1993-D, 6.10% 2022 (escrowed to maturity)	105	110
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2014, 5.00% 2026	3,980	4,501
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2028	2,250	2,627
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2035	4,900	5,682
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2036	5,400	5,991
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2040	6,250	7,232
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2041	6,820	7,558
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2045	7,950	9,183
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2047	12,720	14,078
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Ref. Bonds (Mayflower Retirement Center, Inc. Project), Series 2012, 4.50% 2027	775	777
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Ref. Bonds (Mayflower Retirement Center, Inc. Project), Series 2012, 5.00% 2032	960	962
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2024	4,000	4,586
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2025	4,000	4,748
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2026	3,000	3,678
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2033	2,000	2,429
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2034	5,000	6,067
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2036	3,000	3,633
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2013-A, 5.00% 2021	3,000	3,024
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2012-A, 5.00% 2024	1,000	1,152
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2021-B, 1.25% 2046 (put 2028)	4,000	4,085
Orlando-Orange County Expressway Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2024 (preref. 2023)	2,000	2,185
Orlando-Orange County Expressway Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2035 (preref. 2023)	27,350	29,886
County of Palm Beach, Health Facs. Auth., Hospital Rev. Bonds (Baptist Health South Florida Obligated Group), Series 2019, 4.00% 2049	18,910	22,017
County of Palm Beach, Health Facs. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2032	4,340	5,204
County of Palm Beach, Health Facs. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2018-A, 5.00% 2045	1,125	1,310
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Harbour’s Edge Project), Series 2004-B, 4.00% 2034	1,200	1,202
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2030	3,655	4,173
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2038	2,380	2,675
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-B, 5.00% 2042	345	424
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 2.625% 2022	145	147
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 2.75% 2023	180	186
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 2.875% 2024	325	343
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.00% 2025	350	378
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.125% 2026	360	396
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.25% 2027	370	413
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.40% 2028	385	437

116	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.50% 2029	$385	$443
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.875% 2033	1,715	1,957
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 4.125% 2039	1,605	1,828
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2007-B, 6.15% 2014[4]	1,385	33
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2005, 5.25% 2015[4]	725	17
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-B-2, 5.25% 2015[4]	590	14
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2014-A, 7.25% 2035[3]	330	360
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2004-A, 6.00% 2036[4]	2,085	50
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-A-2, 6.25% 2038[3]	1,935	1,988
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2007-A, 6.25% 2038[4]	3,005	72
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Capital Appreciation Bonds, Series 2012-A-1, 6.00% 2036[3]	955	979
County of Pasco, School Board, Rev. Ref. Certs. of Part., Series 2021-A, 5.00% 2032	3,000	4,204
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2020, 4.00% 2040	1,200	1,478
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2020, 4.00% 2043	3,000	3,651
City of Pompano Beach, Rev. and Rev. Ref. Bonds (John Knox Village Project), Series 2020, 3.25% 2022	500	516
City of Pompano Beach, Rev. and Rev. Ref. Bonds (John Knox Village Project), Series 2020, 4.00% 2040	2,000	2,254
City of Pompano Beach, Rev. and Rev. Ref. Bonds (John Knox Village Project), Series 2020, 5.00% 2050	5,000	5,807
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2039	1,590	1,765
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2044	4,065	4,487
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2030	1,750	2,041
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2031	2,000	2,328
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2032	1,000	1,167
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2033	2,900	3,374
Ports Fncg. Commission, Rev. Ref. Bonds (State Transportation Trust Fund - Intermodal Program), Series 2011-A, 5.00% 2029 (preref. 2021)	1,240	1,250
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Bonds, Series 2007-B, 5.10% 2014[4]	10,125	2
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2011, 0% 2039[5,6]	24,715	3,811
City of St. Cloud, Stevens Plantation Community Dev. Dist., Special Assessment Rev. Bonds, Series 2003-B, 6.375% 2013[4]	1,726	1,096
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 2.625% 2024	410	433
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.75% 2025	1,095	1,176
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 2.75% 2025	420	451
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.10% 2026	1,030	1,089
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.125% 2026	2,395	2,530
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2026	845	925
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 3.00% 2026	430	470
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.25% 2027	2,450	2,611
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.25% 2027	1,055	1,127
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.125% 2027	1,160	1,295
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 3.125% 2027	445	496

American Funds Tax-Exempt Funds	117

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.30% 2028	$1,080	$1,156
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.40% 2028	2,505	2,707
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.25% 2028	1,200	1,360
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 3.25% 2028	460	521
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.40% 2029	1,105	1,198
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.50% 2029	2,570	2,795
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 3.00% 2033	5,525	6,080
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2033	2,380	2,619
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 3.00% 2037	6,230	6,852
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2040	4,030	4,406
County of St. Johns, Heritage Landing Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2015, 4.35% 2036	1,000	1,098
County of St. Johns, Industrial Dev. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2020-A, 4.00% 2055	5,185	5,921
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2002, 5.00% 2032[4]	1,820	1,861
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2016, 6.32% 2045	130	134
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.00% 2024	355	368
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.125% 2026	370	392
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.375% 2028	385	413
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.875% 2033	980	1,061
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 3.00% 2038	985	1,065
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Improvement Bonds (Sunnyside Village Project), Series 2018, 5.00% 2048	1,000	1,138
County of Sarasota, Hospital Dist. Rev. Bonds (Sarasota Memorial Hospital Project), Series 2018, 5.00% 2038	10,000	12,443
South Broward Hospital Dist., Hospital Rev. Ref. Bonds (South Broward Hospital Dist. Obligated Group), Series 2016, 5.00% 2028	2,000	2,419
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2042	8,250	10,212
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2047	9,020	11,134
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2030[1]	1,250	1,377
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-B, 5.00% 2026	550	619
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-B, 5.00% 2027	1,000	1,123
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2022	335	343
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2023	350	369
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2024	365	396
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2025	290	321
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2026	330	373
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2027	310	355
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2028	320	379
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2029	330	388
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2017, 5.00% 2034	2,000	2,370
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2017, 5.00% 2035	2,000	2,366
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2017, 5.00% 2037	4,525	5,334

118	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2036	$2,000	$2,317
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2015-A, 5.00% 2040	2,650	3,010
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2041	1,025	1,180
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2055	3,660	4,169
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2036	830	552
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2038	1,000	607
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2041	1,000	527
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2045	1,850	814
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2053	5,050	1,549
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2036	575	748
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2040	800	1,027
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2050	4,000	5,051
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2033	1,000	1,152
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2035	2,000	2,299
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2040	4,555	5,215
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2045	1,500	1,709
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2020-A, 4.00% 2050	3,735	4,305
City of Tampa, Rev. Ref. and Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Series 2012-A, 5.00% 2029	1,430	1,491
City of Tampa, Rev. Ref. and Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Series 2012-A, 4.00% 2033	3,000	3,099
Tampa Bay Water, Regional Water Supply Auth., Utility System Rev. Ref. Bonds, Series 2016-C, 5.00% 2027	6,425	8,148
Tampa-Hillsborough County Expressway Auth., Rev. Bonds, Series 2017, 5.00% 2047	4,100	4,994
Tampa-Hillsborough County Expressway Auth., Rev. Bonds, Series 2017-C, 5.00% 2048	5,000	6,075
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	4,000	4,178
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2017-B, 4.00% 2042	41,550	48,119
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2042 (preref. 2022)	2,180	2,277
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2017-A, 5.00% 2023	1,200	1,313
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	15,935	17,441
County of Volusia, Educational Facs. Auth., Educational Facs. Rev. Bonds (Stetson University, Inc. Project), Series 2015, 5.00% 2045	2,500	2,828
County of Volusia, Educational Facs. Auth., Educational Facs. Rev. Ref. Bonds (Embry-Riddle Aeronautical University, Inc. Project), Series 2015-B, 5.00% 2045	4,000	4,678
City of West Palm Beach, Utility System Rev. Bonds, Series 2017-A, 5.00% 2042	7,800	9,593
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.00% 2024	940	972
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.75% 2031	3,405	3,706
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 4.125% 2037	935	1,020
		1,581,924

Georgia 2.00%
County of Appling, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2038 (put 2025)	1,500	1,542
City of Atlanta, Airport General Rev. Bonds, Series 2012-B, 5.00% 2037	1,000	1,020
City of Atlanta, Airport Passenger Fac. Charge and General Rev. Bonds, Series 2019-C, 5.00% 2038	10,000	12,857
City of Atlanta, Airport Passenger Fac. Charge and General Rev. Bonds, Series 2019-C, 5.00% 2039	29,030	37,245
City of Atlanta, Airport Passenger Fac. Charge and General Rev. Bonds, Series 2019-C, 5.00% 2040	7,000	8,966
City of Atlanta, Dev. Auth., Rev. Bonds (Georgia State University Research Foundation - Science Park, LLC Project), Series 2016, 5.00% 2026	500	607
City of Atlanta, Dev. Auth., Student Housing Facs. Rev. Ref. Bonds (Piedmont/Ellis, LLC University Commons Project), Series 2013, 5.00% 2025 (preref. 2023)	1,000	1,100

American Funds Tax-Exempt Funds	119

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
City of Atlanta, Dev. Auth., Student Housing Facs. Rev. Ref. Bonds (Piedmont/Ellis, LLC University Commons Project), Series 2013, 5.00% 2026 (preref. 2023)	$4,000	$4,399
City of Atlanta, Dev. Auth., Student Housing Facs. Rev. Ref. Bonds (Piedmont/Ellis, LLC University Commons Project), Series 2013, 5.00% 2027 (preref. 2023)	7,165	7,879
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Atlantic Station Project), Series 2017, 5.00% 2024	1,650	1,879
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Herndon Square Senior Apartments Project), Series 2019, 1.36% 2022 (put 2021)	600	602
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Intrada Westside), Series 2021-B, 0.41% 2024 (put 2023)	2,000	2,008
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	6,500	6,515
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2034	1,960	2,330
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2035	1,910	2,268
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2036	1,000	1,185
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2038	9,000	10,629
City of Atlanta, Water and Wastewater Rev. Bonds, Series 1999-A, FGIC-National insured, 5.50% 2022	14,710	15,318
City of Atlanta, Water and Wastewater Rev. Bonds, Series 2001-A, National insured, 5.50% 2027	5,450	6,622
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2015, 5.00% 2026	1,000	1,170
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2015, 5.00% 2032	3,925	4,589
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2019, 4.00% 2033	1,000	1,233
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2019, 4.00% 2034	2,000	2,461
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2019, 4.00% 2035	1,750	2,148
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2015, 5.00% 2040	17,280	20,161
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2024	280	318
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2025	215	253
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2026	450	546
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2027	155	194
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2028	190	243
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2029	165	216
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2034	1,000	1,350
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2035	1,000	1,347
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 4.00% 2036	1,000	1,242
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 4.00% 2037	1,000	1,239
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2034	1,410	1,767
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2035	1,580	1,977
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2036	1,230	1,536
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2037	1,075	1,339
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 1995, 2.25% 2032 (put 2023)	4,000	4,142
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2012, 1.70% 2049 (put 2024)	7,500	7,781
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2013, 2.925% 2053 (put 2024)	25,350	27,010
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	9,515	9,781
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2017-C, 4.125% 2045	5,000	5,697
County of Cobb, Dev. Auth., Parking and Dining Hall Lease Rev. Ref. Bonds (Kennesaw State University Real Estate Foundations Projects), Series 2017, 5.00% 2030	500	622

120	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
County of Cobb, Dev. Auth., Parking and Dining Hall Lease Rev. Ref. Bonds (Kennesaw State University Real Estate Foundations Projects), Series 2017, 5.00% 2033	$1,370	$1,698
County of Cobb, Dev. Auth., Student Recreation and Activities Center Rev. Bonds (KSU SRAC Real Estate Foundation, LLC Project), Series 2013, 5.00% 2035	1,000	1,042
County of Cobb, Dev. Auth., Student Recreation and Activities Center Rev. Bonds (KSU SRAC Real Estate Foundation, LLC Project), Series 2013, 5.00% 2038	1,500	1,563
City of Dahlonega, Downtown Dev. Auth., Rev. Ref. Bonds (North Georgia Mac, LLC Project), Series 2017, 5.00% 2036	1,500	1,828
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 5.00% 2030	1,000	1,319
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 5.00% 2031	1,000	1,316
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 5.00% 2032	1,000	1,307
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2036	1,000	1,206
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2038	1,000	1,196
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2039	1,000	1,193
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2040	1,000	1,187
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2041	1,000	1,184
County of DeKalb, Water and Sewerage Rev. Bonds (Second Resolution), Series 2011-A, 5.25% 2030	2,500	2,520
County of DeKalb, Water and Sewerage Rev. Bonds (Second Resolution), Series 2011-A, 5.25% 2031	1,500	1,512
County of DeKalb, Water and Sewerage Rev. Bonds (Second Resolution), Series 2011-A, 5.25% 2036	2,500	2,520
County of Fulton, Dev. Auth., Rev. Bonds (Wellstar Health System, Inc. Project), Series 2020-A, 4.00% 2050	2,500	2,936
G.O. Bonds, Series 2021-A, 5.00% 2029	10,000	13,343
Geo. L. Smith II Georgia World Congress Center Auth., Convention Center Hotel First Tier Rev. Bonds, Series 2021-A, 4.00% 2036	1,405	1,680
County of Gwinnett, Dev. Auth., Certs. of Part. (Gwinnett County Public Schools Project), Series 2006, National insured, 5.25% 2024	2,500	2,807
County of Gwinnett, Dev. Auth., Certs. of Part. (Gwinnett County Public Schools Project), Series 2006, National insured, 5.25% 2025	2,500	2,924
County of Gwinnett, Dev. Auth., Rev. Ref. Bonds (Georgia Gwinnett College Student Housing Project), Series 2017-A, 5.00% 2031	1,000	1,233
County of Gwinnett, Dev. Auth., Rev. Ref. Bonds (Georgia Gwinnett College Student Housing Project), Series 2017-A, 5.00% 2034	1,500	1,840
County of Gwinnett, Dev. Auth., Rev. Ref. Bonds (Georgia Gwinnett College Student Housing Project), Series 2017-A, 5.00% 2036	5,405	6,606
Higher Education Facs. Auth., Rev. Ref. Bonds (USG Real Estate Foundation I, LLC Project), Series 2015, 5.00% 2030	2,250	2,605
Higher Education Facs. Auth., Rev. Ref. Bonds (USG Real Estate Foundation III, LLC Project), Series 2020, 5.00% 2028	1,800	2,303
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045	595	628
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2016-A-1, 3.50% 2046	1,040	1,100
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-A, 4.00% 2050	2,415	2,723
County of Houston, Hospital Auth., Rev. Bonds (Houston Hospital, Inc.), Series 2016-B, 5.00% 2031 (preref. 2024)[3]	1,310	1,472
Main Street Natural Gas, Inc., Gas Project Rev. Bonds, Series 2006-A, 5.00% 2022	2,205	2,268
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2043	1,140	1,407
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.897% 2048 (put 2023)[2]	2,000	2,016
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2023)	17,500	18,758
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-C, 4.00% 2048 (put 2023)	8,000	8,635
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	35,885	39,933
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2049	3,250	5,130
Medical Center Hospital Auth., Rev. Anticipation Certs. (Piedmont Healthcare, Inc. Project), Series 2019-B, 5.00% 2054 (put 2029)	7,500	9,625
County of Monroe, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2039 (put 2025)	5,215	5,361
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2019-A, 5.00% 2034	8,250	10,210
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2040	720	849
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2051	2,345	2,721
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2056	8,750	10,867
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2019-A, 5.00% 2059	14,120	17,294
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.00% 2060	7,835	9,003

American Funds Tax-Exempt Funds	121

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.50% 2060	$15,600	$18,223
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2062	4,500	5,621
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2040	800	942
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2051	1,145	1,331
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2056	10,000	12,366
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2056	1,200	1,499
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2062	2,000	2,498
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2063	32,495	40,063
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 4.00% 2046	330	382
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2063	800	987
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2032	1,450	1,842
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2033	1,200	1,520
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2035	1,855	2,337
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2037	2,240	2,807
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2039	1,215	1,516
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2044	8,460	10,458
Municipal Electric Auth., Project One Bonds, Series 2019-A, 4.00% 2049	4,000	4,577
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2026	4,500	5,056
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2029	1,250	1,393
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2033	1,000	1,106
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2044	2,655	2,909
County of Richmond, Dev. Auth., Rev. Bonds (Southern Care Corp.), Capital Appreciation Bonds, Series 1991-C, 0% 2021 (escrowed to maturity)	1,045	1,045
South Regional Joint Dev. Auth., Rev. Ref. Bonds (Valdosta State University Parking and Student Service Center Project), Series 2016-A, 5.00% 2038	2,500	2,971
		559,650

Guam 0.10%
Business Privilege Tax Bonds, Series 2011-A, 5.00% 2022	1,030	1,050
Business Privilege Tax Bonds, Series 2015-D, 5.00% 2039	5,010	5,731
Business Privilege Tax Bonds, Series 2011-A, 5.125% 2042	460	469
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 5.00% 2028	665	818
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 5.00% 2029	1,000	1,253
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 5.00% 2030	1,000	1,274
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 5.00% 2031	1,000	1,294
Business Privilege Tax Rev. Ref. Bonds, Series 2015-D, 5.00% 2031	1,000	1,156
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2036	410	482
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	1,110	1,279
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2022	1,415	1,503
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2027	2,615	3,160
Port Auth., Port Rev. Bonds, Series 2018-A, 5.00% 2048	3,245	3,850
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	745	844
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2028	400	446
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2039	500	557
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2044	750	833
Power Auth., Rev. Ref. Bonds, Series 2017-A, 5.00% 2035	1,885	2,211
		28,210

122	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Hawaii 0.47%
Airports System Rev. Bonds, Series 2018-D, 5.00% 2030	$4,960	$6,681
Airports System Rev. Ref. Bonds, Series 2020-D, 4.00% 2036	1,270	1,564
Dept. of Budget and Fin., Special Purpose Rev. Bonds (Pacific Health Obligated Group), Series 2013-A, 5.50% 2043	17,000	18,559
Dept. of Budget and Fin., Special Purpose Rev. Ref. Bonds (Hawaiian Electric Co., Inc.), Series 2019, 3.20% 2039	10,000	11,001
G.O. Bonds, Series 2018-FT, 5.00% 2031	7,510	9,469
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2036	500	614
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2037	600	735
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2038	875	1,069
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2040	425	517
City and County of Honolulu, G.O. Bonds, Series 2011-B, 5.00% 2023 (preref. 2021)	1,000	1,000
City and County of Honolulu, Rev. Ref. G.O. Bonds, Series 2022-A, 5.00% 2027	445	533
City and County of Honolulu, Rev. Ref. G.O. Bonds, Series 2022-A, 5.00% 2028	1,250	1,534
City and County of Honolulu, Rev. Ref. G.O. Bonds, Series 2022-A, 5.00% 2029	3,250	4,075
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2015-B, 5.00% 2026	1,000	1,183
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2029	1,000	1,215
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2030	2,725	3,303
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2032	1,000	1,211
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2033	1,650	1,995
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2034	1,140	1,376
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2019-A, 4.00% 2035	2,250	2,744
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2035	4,935	6,159
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-B, 5.00% 2035	3,750	4,515
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2019-A, 4.00% 2036	2,100	2,554
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2036	2,500	3,113
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-B, 5.00% 2036	2,500	3,004
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2037	4,270	5,306
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-B, 5.00% 2037	2,745	3,291
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2019-A, 4.00% 2038	2,750	3,329
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2047	8,750	10,717
City and County of Honolulu, Wastewater System Rev. Ref. Bonds (First Bond Resolution), Series 2019-B, 4.00% 2035	3,500	4,268
City and County of Honolulu, Wastewater System Rev. Ref. Bonds (First Bond Resolution), Series 2019-B, 4.00% 2037	6,190	7,508
City and County of Honolulu, Wastewater System Rev. Ref. Bonds (First Bond Resolution), Series 2019-B, 4.00% 2038	7,000	8,473
		132,615

Idaho 0.16%
Health Facs. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2042	1,115	1,382
Health Facs. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047	6,250	7,676
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.375% 2034[1]	1,750	1,916
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.75% 2044[1]	5,750	6,153
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2017-A, 5.00% 2047	13,680	16,499
Health Facs. Auth., Rev. Bonds (Trinity Health Credit Group), Series 2015-ID, 5.00% 2021	1,000	1,016
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2021-A, 4.00% 2038	2,250	2,756
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2021-A, 4.00% 2039	2,000	2,443
Housing and Fin. Assn., Single Family Mortgage Bonds, Series 2019-A, 4.00% 2050	4,060	4,528
		44,369

Illinois 11.34%
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2013, 5.00% 2023	2,050	2,221
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2002, FGIC-National insured, 6.00% 2023	1,000	1,097
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2013, 5.00% 2026	11,040	11,919
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2018-A, BAM insured, 5.00% 2029	3,600	4,493
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2018-B, 5.00% 2033	3,500	4,300
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2024	3,070	3,368
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2025	2,135	2,487
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2026	1,010	1,214

American Funds Tax-Exempt Funds	123

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2027	$13,430	$15,415
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2027	1,275	1,527
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2029	7,000	8,316
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2032	4,775	6,259
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2036	1,510	1,959
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2038	945	1,220
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2015-C, 5.25% 2039	3,000	3,376
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2011-A, 5.50% 2039	815	828
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2041	925	1,187
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-D, 5.00% 2046	10,000	12,334
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2016-B, 6.50% 2046	1,350	1,697
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2017-A, 7.00% 2046[1]	28,810	38,365
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2021	3,000	3,046
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-D, 5.00% 2021	1,300	1,320
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2021-B, 5.00% 2022	800	848
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2023	6,000	6,622
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2023	1,000	1,104
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2024	500	573
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2005-A, AMBAC insured, 5.50% 2024	3,000	3,457
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, 5.00% 2025	3,445	4,069
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2025	1,500	1,780
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2025	1,000	1,181
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2026	2,905	3,533
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2026	2,570	3,125
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2027	3,500	4,363
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2027	1,500	1,870
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2028	9,000	11,421
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2029	7,000	8,832
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2030	4,000	4,946
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-G, 5.00% 2034	10,000	12,261
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2034	9,000	11,035
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2012-B, 4.00% 2035	7,500	7,767
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	4,660	5,840
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-B, 7.00% 2042[1]	13,115	17,555
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-G, 5.00% 2044	1,000	1,209
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-H, 5.00% 2046	27,590	33,288
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 2019-A, 0% 2025	2,750	2,617

124	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 1998-B-1, FGIC insured, 0% 2028	$5,695	$5,112
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2014-B, 5.00% 2028	2,000	2,221
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	3,500	4,132
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2037	4,215	4,974
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2041	12,000	14,179
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2046	5,445	6,424
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	1,010	1,124
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-B, 5.00% 2034	5,000	5,546
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2013-B, 5.25% 2034	3,000	3,204
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-B, 5.00% 2035	7,230	8,019
City of Chicago, G.O. Bonds, Series 2003-B, 5.00% 2024	2,060	2,280
City of Chicago, G.O. Bonds, Series 2015-A, 5.25% 2028	2,000	2,296
City of Chicago, G.O. Bonds, Series 2015-A, 5.50% 2033	3,000	3,445
City of Chicago, G.O. Bonds (City Colleges of Chicago Capital Improvement Project), Capital Appreciation Bonds, Series 1999, National insured, 0% 2031	7,000	5,647
City of Chicago, G.O. Bonds (Neighborhoods Alive 21 Program), Series 2002-B, 5.00% 2024	1,285	1,422
City of Chicago, G.O. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2027	3,000	2,690
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2003-B, 5.00% 2022	1,320	1,343
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	830	883
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2003-B, 5.00% 2026	1,795	2,056
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 5.625% 2029	4,755	5,933
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.25% 2030	5,490	6,043
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 5.625% 2030	3,000	3,734
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2005-D, 5.50% 2034	3,675	4,219
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 6.00% 2038	15,950	19,998
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2031	210	164
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2024	2,500	2,767
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2025	4,250	4,876
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2025	3,000	3,442
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	5,000	5,919
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2038	4,730	5,434
City of Chicago, Housing Auth. Bonds, Series 2018-A, 5.00% 2032	2,000	2,420
City of Chicago, Housing Auth. Bonds, Series 2018-A, 5.00% 2036	1,250	1,499
City of Chicago, Housing Auth. Bonds, Series 2018-A, 5.00% 2038	6,150	7,348
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.25% 2024	1,000	1,065
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.50% 2027	2,000	2,137
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.75% 2038	4,000	4,289
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2017-D, 5.25% 2032	1,000	1,237
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2013-D, 5.00% 2039	10,000	10,646
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2017-D, 5.00% 2052	5,000	6,037
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2018-B, 5.00% 2053	33,025	40,904
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2023	1,500	1,603
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2031	5,260	6,073
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2032	3,000	3,458
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2032	500	594
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2033	1,250	1,483
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2034	1,000	1,186
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2035	1,750	2,077
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2036	1,000	1,210
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-D, 5.00% 2046	1,500	1,721
City of Chicago, Park Dist., G.O. Unlimited Tax Rev. Ref. Bonds (Personal Property Replacement Tax Alternate Rev. Source), Series 2011-C, 5.00% 2022	1,115	1,136
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2023	2,000	2,141
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2025	1,000	1,153
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2026	4,175	4,962
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2027	1,000	1,222

American Funds Tax-Exempt Funds	125

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2011-A, 5.00% 2041	$1,320	$1,339
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2012-A, 5.00% 2042	7,890	8,276
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2016-A, 7.00% 2044	24,045	29,686
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2021	450	449
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2021	160	160
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2022	4,970	4,935
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2022	2,525	2,507
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2023	2,710	2,669
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2029	5,305	4,630
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2031	5,515	4,544
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2031	4,000	3,295
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 2028	2,500	3,196
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2011, 5.00% 2022 (preref. 2021)	2,250	2,287
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2011, 5.25% 2036 (preref. 2021)	3,000	3,051
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2046	13,000	15,647
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.25% 2049	20,925	24,192
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2051	30,750	36,716
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2051	11,500	13,436
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2020-A, 4.00% 2055	2,000	2,299
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2037	400	407
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, 5.00% 2042	7,775	7,912
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2022	1,440	1,469
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2023	1,975	2,110
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2014, 5.00% 2023	200	214
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2024	2,580	2,866
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2025	4,500	5,189
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2026	2,460	2,847
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2027	1,000	1,155
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2030	1,000	1,152
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2001, Assured Guaranty Municipal insured, 5.50% 2030	795	994
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2031	5,000	6,096
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2031	2,500	2,880
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2032	7,600	9,247
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2032	3,000	3,454
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2033	2,000	2,300
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2034	9,000	10,927
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2035	1,250	1,435
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2038	3,915	4,714
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2039	1,000	1,143
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-A, 5.00% 2047	21,165	25,123
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2025	210	205
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2026	20	19

126	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2027	$1,760	$1,665
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2028	4,245	3,935
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2022	530	562
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	2,150	2,372
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2024	1,200	1,272
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2024	1,000	1,146
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2025	10,275	12,188
City of Chicago, Water Rev. Bonds, Series 2016-A-1, 5.00% 2025	1,000	1,186
City of Chicago, Water Rev. Bonds, Series 2016-A-1, Assured Guaranty Municipal insured, 5.00% 2025	620	737
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2026	2,125	2,593
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2026	965	1,020
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2028	2,275	2,783
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2029	5,000	6,084
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2030	4,750	5,380
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2030	3,785	4,585
City of Chicago, Water Rev. Bonds, Series 2016-A-1, 5.00% 2030	3,100	3,788
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2031	5,135	5,817
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2032	1,000	1,055
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2021	625	632
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, 5.00% 2022	1,200	1,272
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, 5.00% 2023	650	717
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2027	10,000	12,467
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2028	4,000	5,060
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2029	1,110	1,260
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2031	2,000	2,505
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2035	2,295	2,854
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2036	3,500	4,344
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2036	1,200	1,489
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2037	2,895	3,586
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2039	7,500	8,462
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 5.00% 2042	21,875	23,034
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2044	3,000	3,390
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2022	1,010	1,051
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2022	6,505	6,795
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2023	1,950	2,111
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2017-A, 5.00% 2025	15,000	17,471
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.25% 2025	8,600	10,107
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2026	4,300	5,258
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2000-A, MBIA insured, 6.50% 2026	15,705	19,094
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2027	11,700	14,712
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.75% 2034	19,960	28,065
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.75% 2029	15,000	19,712
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2001-A, National insured, 6.00% 2031	8,785	11,892
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2003-B, FGIC-National insured, 5.75% 2033	9,630	13,105
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2003-A, FGIC-National insured, 6.00% 2033	17,820	25,499
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 2003-A, 5.50% 2022	2,000	2,098

American Funds Tax-Exempt Funds	127

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 5.75% 2023	$2,000	$2,120
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 6.00% 2025	5,650	6,522
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	10,000	11,998
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2027	5,000	6,162
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2013, 5.25% 2043	5,150	5,593
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2017, BAM insured, 5.00% 2047	9,635	11,370
County of Cook, G.O. Rev. Ref. Bonds, Series 2018, 5.00% 2021	625	634
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2022	7,000	7,442
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	6,830	8,362
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	1,350	1,632
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2031	4,750	5,733
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2031	1,500	2,011
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2032	1,600	2,140
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2033	2,000	2,666
County of Cook, G.O. Rev. Ref. Bonds, Series 2018, 5.00% 2034	1,000	1,203
County of Cook, Sales Tax Rev. Bonds, Series 2018, 5.00% 2032	8,645	10,749
County of Cook, Sales Tax Rev. Bonds, Series 2018, 5.00% 2033	5,000	6,209
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2032	580	751
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2037	780	998
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2038	760	970
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2044	3,250	4,056
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2049	6,455	8,014
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2051	1,000	1,240
Fin. Auth., Charter School Rev. Ref. and Improvement Rev. Bonds (Chicago International Charter School Project), Series 2017, 5.00% 2037	1,000	1,194
Fin. Auth., Health Facs. Rev. Bonds (UnityPoint Health), Series 2016-D, 4.00% 2046	2,000	2,221
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2015-B, 5.00% 2027 (preref. 2025)	765	898
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2015-B, 5.00% 2027	225	263
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2008-A-3, 5.00% 2030	3,325	3,989
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2030	2,500	2,990
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2012-A, 5.00% 2034 (preref. 2022)	1,990	2,046
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2012-A, 5.00% 2034 (preref. 2022)	30	31
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 4.00% 2038	3,850	4,336
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 4.00% 2025	2,915	3,338
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 4.00% 2026	5,300	6,152
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2026	4,875	5,873
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2027	5,000	6,033
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2028	6,410	7,731
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2029	8,315	10,016
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2029	4,000	4,955
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2029	2,700	3,252
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2029	2,000	2,478
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2030	7,420	9,169
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2030	6,200	7,451
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2030	3,500	4,325
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2031	6,080	7,493
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2031	3,580	4,292
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2032	5,005	6,161
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2033	5,000	6,142
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2034	5,000	6,135
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2035	8,180	10,031

128	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2036	$700	$858
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2030	1,000	1,211
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2032	1,000	1,209
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2033	1,150	1,388
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2034	1,310	1,578
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2036	1,000	1,202
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2041	1,000	1,196
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2027	925	1,143
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2028	1,480	1,819
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2029	3,000	3,666
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2030	5,100	6,199
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2031	3,000	3,631
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2032	2,500	3,018
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2033	9,000	10,844
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2034	3,000	3,607
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2035	6,710	8,055
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2036	7,000	8,383
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2037	1,000	1,195
Fin. Auth., Rev. Bonds (Franciscan Communities, Inc.), Series 2013-A, 5.125% 2043	1,025	1,077
Fin. Auth., Rev. Bonds (Friendship Village Schaumburg), Series 2017, 5.125% 2045	2,225	1,665
Fin. Auth., Rev. Bonds (Ingalls Health System), Series 2013, 5.00% 2043 (preref. 2022)	2,030	2,105
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2030	1,180	1,347
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2035	1,350	1,524
Fin. Auth., Rev. Bonds (Lutheran Life Communities Obligated Group), Series 2019-A, 4.00% 2022	390	404
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2026	3,000	3,646
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2027	2,990	3,630
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2033	3,835	4,629
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 4.00% 2035	2,000	2,294
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 4.00% 2036	2,420	2,769
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2040	5,000	5,972
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2046	29,620	35,130
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2029	2,200	2,902
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2036	3,000	3,667
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2037	3,000	3,656
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2038	4,000	4,863
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2039	6,000	7,277
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2040	3,000	3,631
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 4.00% 2041	3,130	3,779
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2026	3,080	3,767
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2032	3,290	3,926
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2033	1,425	1,697
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2034	3,240	3,851
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2035	3,335	3,959
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 4.00% 2037	11,520	13,135
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 4.00% 2038	6,140	7,001
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-A, 5.00% 2030	1,000	1,260
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-A, 5.00% 2042	7,000	8,638
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-A, 4.00% 2047	3,000	3,462
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-B, 5.00% 2057 (put 2022)	8,600	9,170
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2016, 5.00% 2028	2,450	2,942
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2016, 3.25% 2039	4,000	4,329
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	1,595	1,920
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2025	2,345	2,732
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2027	5,015	6,084
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2028	3,250	3,923
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2030	1,400	1,675
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2031	1,125	1,340
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.72% 2042 (put 2026)[2]	400	400
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-A, 4.00% 2050	2,290	2,650
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2027	1,875	2,338
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2028	5,000	6,202
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2029	2,000	2,469

American Funds Tax-Exempt Funds	129

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2030	$7,615	$9,388
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2031	3,000	3,691
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2033	2,500	3,066
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2034	1,895	2,320
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2036	6,145	7,496
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041	17,970	20,540
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	730	861
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	5	6
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2041	2,000	2,428
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 5.00% 2023	100	108
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 6.00% 2043	2,700	2,921
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2030	5,000	5,812
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-B, 5.00% 2034	2,595	3,008
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2034	2,500	2,898
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2038	10,475	12,108
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2032 (preref. 2026)	4,000	4,896
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2011-A, 5.00% 2021	1,000	1,002
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2034	3,870	5,244
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2016-A, 5.00% 2045	26,575	31,291
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 4.00% 2048	5,840	7,021
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-B, 5.00% 2053 (put 2031)	3,395	4,637
Fin. Auth., Rev. Bonds (University of Chicago Medical Center), Series 2016-A, 5.00% 2026	1,610	1,976
Fin. Auth., Rev. Bonds (University of Chicago), Series 2012-A, 5.00% 2026	1,230	1,240
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2019, 5.00% 2036	7,000	9,066
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 5.00% 2036	2,000	2,692
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2037	12,000	14,834
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2038	2,500	3,080
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2039	2,500	3,073
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2040	6,500	7,966
Fin. Auth., Rev. Ref. Bonds (Advocate Health Care Network), Series 2014, 5.00% 2033 (preref. 2024)	8,500	9,717
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2034	1,000	1,245
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2035	5,400	6,644
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 4.00% 2037	2,500	2,885
Fin. Auth., Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2012-A, 5.00% 2042 (preref. 2021)	3,500	3,549
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 5.00% 2024	700	787
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 5.00% 2026	585	695
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2027	1,095	1,330
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2038	1,000	1,197
Fin. Auth., Rev. Ref. Bonds (Christian Homes, Inc.), Series 2016, 5.00% 2040	1,275	1,443
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2013, 5.00% 2024	600	659
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2016-A, 5.00% 2030	1,000	1,211
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2016-A, 5.00% 2035	1,000	1,203
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2016-A, 4.00% 2040	7,500	8,548
Fin. Auth., Rev. Ref. Bonds (Edward-Elmhurst Healthcare), Series 2018-A, 5.00% 2044	1,500	1,819
Fin. Auth., Rev. Ref. Bonds (Field Museum of Natural History), Series 2019, 0.568% 2034 (put 2022)[2]	31,455	31,455
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2025	1,500	1,567
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2026	1,535	1,602
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2042	9,385	9,765
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2012-A, 5.00% 2022	1,290	1,338
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2031	3,500	4,127
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2032	3,500	4,124
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2034	2,600	3,061
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2045	26,890	31,511
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2035	6,745	7,869
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 4.125% 2037	1,000	1,110
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2044	10,885	12,605
Fin. Auth., Rev. Ref. Bonds (Southern Illinois Healthcare Enterprises, Inc.), Series 2017-C, 5.00% 2026	650	780
Fin. Auth., Rev. Ref. Bonds (Southern Illinois Healthcare Enterprises, Inc.), Series 2017-C, 5.00% 2032	1,600	1,928
Fin. Auth., Student Housing and Academic Fac. Rev. Bonds (CHF-Chicago, LLC - University of Illinois at Chicago Project), Series 2017-A, 5.00% 2047	1,200	1,395
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2035	2,235	2,121

130	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2047	$1,265	$1,144
Fin. Auth., Student Housing Rev. Bonds (CHF-DeKalb II, LLC - Northern Illinois University Project), Series 2011, 6.875% 2043	40,015	40,448
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2021	21,660	21,919
G.O. Bonds, Series 2014, 5.00% 2022	10,000	10,359
G.O. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2022	1,055	1,089
G.O. Bonds, Series 2017-D, 5.00% 2022	50	53
G.O. Bonds, Series 2017-D, 5.00% 2023	10,320	11,394
G.O. Bonds, Series 2017-A, 5.00% 2023	5,875	6,508
G.O. Bonds, Series 2014, 5.00% 2023	1,485	1,607
G.O. Bonds, Series 2019-A, 5.00% 2023	1,000	1,104
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2024	8,000	9,168
G.O. Bonds, Series 2019-A, 5.00% 2024	4,500	5,157
G.O. Bonds, Series 2012, 5.00% 2024	5,000	5,139
G.O. Bonds, Series 2013, 5.50% 2024	2,500	2,748
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	33,355	40,567
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2028	14,470	17,910
G.O. Bonds, Series 2017-C, 5.00% 2029	19,440	23,911
G.O. Bonds, Series 2020-B, 5.00% 2029	2,845	3,676
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	7,700	8,984
G.O. Bonds, Series 2020-B, 4.00% 2032	1,800	2,177
G.O. Bonds, Series 2016, 5.00% 2033	7,200	8,516
G.O. Bonds, Series 2012, 5.00% 2035	1,000	1,028
G.O. Bonds, Series 2017-A, 5.00% 2036	11,500	13,940
G.O. Bonds, Series 2016, 5.00% 2037	7,500	8,799
G.O. Bonds, Series 2016, 5.00% 2038	6,500	7,615
G.O. Bonds, Series 2014, 5.00% 2039	6,275	6,918
G.O. Bonds, Series 2014, 5.00% 2039	5,100	5,651
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2041	2,000	2,290
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022	3,865	3,958
G.O. Rev. Ref. Bonds, Series 2012, 4.00% 2025	1,360	1,409
G.O. Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2025	5,795	6,069
G.O. Rev. Ref. Bonds, Series 2019-B, 5.00% 2025	3,905	4,603
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2025	1,320	1,560
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	3,500	4,251
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2027	8,250	10,094
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	3,000	3,722
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	3,000	3,646
Health Facs. Auth., Rev. Bonds (Evangelical Hospitals Corp.), Series 1992-C, 6.25% 2022 (escrowed to maturity)	900	938
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-C, 3.50% 2046	4,585	4,945
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2018-A-1, 4.00% 2048	18,745	20,826
Housing Dev. Auth., Housing Rev. Bonds, Series 2013-A, 2.45% 2043	495	512
Housing Dev. Auth., Housing Rev. Green Bonds, Series 2021-B, 3.00% 2051	13,760	15,222
Housing Dev. Auth., Multi Family Housing Rev. Notes (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.02% 2050 (put 2025)[2]	27,800	28,446
Housing Dev. Auth., Rev. Bonds, Series 2016-A, 4.00% 2046	2,875	3,080
Housing Dev. Auth., Rev. Bonds, Series 2017-B, 4.00% 2048	4,770	5,213
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	6,175	6,885
Housing Dev. Auth., Rev. Bonds, Series 2020-A, 3.75% 2050	14,765	16,482
Housing Dev. Auth., Rev. Bonds, Series 2019-D, 3.75% 2050	14,285	15,888
Housing Dev. Auth., Rev. Bonds, Series 2021-A, 3.00% 2051	2,620	2,880
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2024	2,360	2,631
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2026	2,000	2,379
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2028	735	921
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2029	1,840	2,335
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2030	1,390	1,753

American Funds Tax-Exempt Funds	131

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2030	$930	$1,173
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2032	1,000	1,254
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2034	1,000	1,246
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2036	250	309
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	425	524
Counties of Kendall, Kane and Will, Community Unit School Dist. No. 308, G.O. Rev. Ref. School Bonds, Series 2011, 5.25% 2027	1,000	1,000
Village of Manhattan, Special Service Area No. 2007-5 (Lakeside Towns at Liberty Center Project), Special Tax Bonds, Series 2007, 6.125% 2040[4]	2,300	575
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030	21,475	18,307
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030 (escrowed to maturity)	1,210	1,088
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2025	6,650	6,331
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, Assured Guaranty Municipal insured, 0% 2029	10,000	8,755
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2031	2,810	2,338
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2033	3,625	2,873
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2034	15,000	11,593
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2034	3,000	2,291
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2035	8,435	6,272
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, Assured Guaranty Municipal insured, 4.25% 2042	1,605	1,661
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, BAM insured, 4.25% 2042	490	507
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2020-B, 5.00% 2042	4,125	5,303
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-A, 5.00% 2042	4,360	4,539
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-A, BAM insured, 5.00% 2042	2,015	2,098
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, Assured Guaranty Municipal insured, 5.00% 2042	810	843
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, BAM insured, 5.00% 2052	445	463
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2023	1,000	1,041
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2025	560	596
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	500	521
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2035	7,015	8,169
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2040	6,870	7,948
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2042	3,500	4,074
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	1,400	1,753
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2047	2,000	2,305

132	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	$9,630	$11,107
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2050	4,000	4,623
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 5.00% 2050	5,000	6,255
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2052	3,050	3,501
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2052	2,350	2,447
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-A, 5.00% 2057	5,000	6,006
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1996-A, National insured, 0% 2025	2,825	2,712
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2026	6,035	5,718
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2035	1,520	1,085
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2036	1,350	945
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2036	1,250	863
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2038	4,080	2,678
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2038	2,500	1,618
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2044	37,000	21,848
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, 0% 2054	39,165	16,615
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, BAM insured, 0% 2054	25,000	11,070
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, Assured Guaranty Municipal insured, 0% 2056	30,000	12,784
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, 0% 2056	12,500	5,002
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, Assured Guaranty Municipal insured, 0% 2056	6,500	2,741
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	3,000	3,540
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	7,500	8,827
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	10,450	12,294
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2022	200	206
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2023	240	259
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2024	500	560
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2025	400	463
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2026	650	774
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2028	625	783
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2029	410	524
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2030	450	586
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2031	500	647
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2032	1,225	1,579
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2033	1,270	1,632

American Funds Tax-Exempt Funds	133

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2034	$1,560	$1,998
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2035	1,000	1,208
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2037	1,140	1,369
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2039	495	591
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2041	460	547
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2026	5,000	6,075
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2017-A, 5.00% 2029	1,045	1,316
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2032	1,520	1,887
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2033	17,230	21,343
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2034	8,370	10,343
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2035	2,675	3,299
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2036	10,105	12,429
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2036	1,295	1,669
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2037	1,280	1,651
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 4.00% 2039	4,630	5,511
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2040	17,750	21,680
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2030	1,750	2,190
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2023	1,520	1,580
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2024	1,905	1,976
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2025	2,005	2,076
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2032	5,000	5,134
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2025	150	141
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2022	1,545	1,594
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2025	2,525	2,930
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Hospital Sisters Services, Inc. Obligated Group), Series 2017-A, 5.00% 2027	4,655	5,758
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Hospital Sisters Services, Inc. Obligated Group), Series 2017-A, 5.00% 2028	4,820	6,113
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.25% 2036 (preref. 2023)	385	446
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.125% 2043 (preref. 2023)	1,005	1,161
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.625% 2048 (preref. 2023)	17,340	20,222
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.00% 2027	1,025	1,142
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2028	4,500	5,672
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2029	5,880	7,511
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, 5.00% 2030	1,000	1,252
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2030	4,755	5,289
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2032	3,000	3,325
City of Springfield, Electric Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2031	2,220	2,567
City of Springfield, Electric Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2032	3,000	3,467
City of Springfield, Electric Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2040	6,000	6,901
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2027	2,570	2,744
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2028	1,000	1,067
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2029	5,860	6,250
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2030	7,100	7,572
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2031	1,500	1,982

134	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2033	$5,000	$6,039
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2033	2,200	2,345
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2034	1,000	1,186
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2035	3,055	3,680
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2036	2,000	2,407
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2036	2,000	2,368
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2037	1,900	2,285
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2037	1,500	1,774
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2038	40,430	42,995
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2017-A, 5.00% 2038	4,000	4,951
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-B, 5.00% 2038	2,500	2,763
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 4.00% 2039	5,745	6,839
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-B, 5.00% 2039	3,000	3,310
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-A, 5.00% 2040	7,500	8,717
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2040	6,500	7,655
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2020-A, 5.00% 2040	1,000	1,321
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2041	23,730	28,358
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2017-A, 5.00% 2042	21,080	25,781
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 4.00% 2044	2,000	2,357
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 5.00% 2044	5,500	6,946
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2020-A, 5.00% 2045	39,510	51,055
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2030	2,255	2,920
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2014-A, 5.00% 2044	16,500	18,343
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2005-A, National insured, 5.50% 2023	1,800	1,961
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2001-A, 5.50% 2024	310	354
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	10,000	10,744
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	1,960	2,365
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,185	1,374
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	3,000	3,244
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	3,120	3,594
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2032	2,930	3,332
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2033	4,535	5,148
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2034	5,000	5,666
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2036	8,000	9,057
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2023	1,000	993
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2024	2,195	2,163
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2016-A, 5.00% 2021	7,145	7,157
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2014-C, 5.00% 2024	1,925	2,167
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2008-A, Assured Guaranty Municipal insured, 5.00% 2025	2,315	2,323
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.25% 2022	799	805
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.50% 2023	899	924
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.75% 2024	949	997
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.875% 2025	504	539
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2026	864	939
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2024	31,835	31,300
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2024 (escrowed to maturity)	13,100	12,982
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2025	9,115	8,846
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.75% 2024	1,163	1,222

American Funds Tax-Exempt Funds	135

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2025	$727	$780
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.125% 2026	1,293	1,411
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.25% 2027	1,362	1,497
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2036	997	1,074
		3,177,161

Indiana 1.19%
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2017-C, 4.00% 2037	5,000	5,725
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2016-B, 5.00% 2041	14,800	17,163
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2016-A, 5.00% 2051	19,600	22,729
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	1,500	1,598
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-B, 2.25% 2058 (put 2025)	7,575	8,074
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)	6,500	7,057
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 5.00% 2034	725	890
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 5.00% 2035	1,335	1,636
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2036	1,365	1,567
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2038	2,045	2,337
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2039	1,820	2,075
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2043	8,005	9,013
Fin. Auth., Hospital Rev. Bonds (Marion General Hospital), Series 2020-A, 4.00% 2045	10,000	11,708
Fin. Auth., Hospital Rev. Bonds (Marion General Hospital), Series 2020-A, 4.00% 2050	15,000	17,481
Fin. Auth., Hospital Rev. Bonds (Parkview Health System), Series 2018-A, 4.00% 2048	9,000	10,379
Fin. Auth., Hospital Rev. Ref. Bonds (Indiana University Health Obligated Group), Series 2014-A, 5.00% 2029	1,000	1,155
Fin. Auth., Hospital Rev. Ref. Bonds (Indiana University Health Obligated Group), Series 2015-A, 5.00% 2040	5,000	5,796
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2025	1,525	1,702
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2029	1,000	1,111
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2031	1,700	1,885
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2029	1,405	1,454
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2029 (preref. 2022)	45	47
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-B, 3.00% 2030	1,500	1,659
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2032	11,750	12,095
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2039	26,830	27,555
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2023	250	275
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2027	1,050	1,253
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2028	1,100	1,308
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2043	420	486
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2016-A, 5.25% 2046	2,165	2,535
Fin. Auth., Rev. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2012, 5.00% 2030 (preref. 2022)	2,000	2,057
Fin. Auth., Rev. Bonds (Deaconess Health System Obligated Group), Series 2016-A, 5.00% 2044	2,655	3,158
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 7.00% 2043	1,000	1,101
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2036	3,000	3,376
Fin. Auth., Wastewater Utility Rev. Bonds (CWA Auth. Project), Series 2011-A, 5.25% 2031	5,000	5,042
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2035	2,500	3,390
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 3.00% 2038	3,000	3,377
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 3.00% 2039	2,000	2,229
Health Facs. Fncg. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2001-A-1, 5.00% 2035	2,780	3,281
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-B-1, 1.95% 2035	2,665	2,715
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-B, 3.50% 2049	3,760	4,125
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	1,915	2,128
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	2,090	2,303
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2051	2,590	2,846
Trustees of Indiana University, Consolidated Rev. Ref. Bonds, Series 2012-A, 5.00% 2037 (preref. 2022)	1,500	1,561
Trustees of Indiana University, Student Fee Bonds, Series 2016-X, 3.00% 2029	1,000	1,099
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2034	1,170	1,533

136	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2035	$1,230	$1,608
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2036	1,295	1,687
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2037	1,355	1,760
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-1, 5.00% 2044	5,100	6,530
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-1, 4.00% 2050	31,485	37,173
City of Indianapolis, Local Public Improvement Bond Bank Rev. Bonds, Capital Appreciation Bonds, Series 1999-E, AMBAC insured, 0% 2025	2,540	2,495
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2034	1,415	1,574
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2036	1,080	1,199
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Waterworks Project), Series 2007-B, National insured, 5.25% 2023	6,055	6,629
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.25% 2030 (preref. 2023)	1,500	1,646
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.25% 2032 (preref. 2023)	2,100	2,305
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2016-C, 5.00% 2036	4,550	5,499
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2016-C, 5.00% 2037	5,970	7,213
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.25% 2038	2,000	2,192
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.00% 2042	2,750	3,000
Trustees of Purdue University, Certs. of Part., Series 2006, 5.25% 2025	1,980	2,366
Trustees of Purdue University, Student Fee Bonds, Series 2015-BB-1, 5.00% 2032	470	531
Trustees of Purdue University, Student Fee Bonds, Series 2015-BB-1, 5.00% 2033	1,530	1,727
Trustees of Purdue University, Student Fee Bonds, Series 2015-BB-1, 5.00% 2034	530	597
Trustees of Purdue University, Student Fee Rev. Ref. Bonds, Series 2012-AA, 5.00% 2030	1,500	1,562
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2002-A, 2.75% 2025	3,200	3,488
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2009-B, 3.05% 2025	12,635	13,915
County of Vigo, Hospital Auth., Hospital Rev. Bonds, Series 2011, 8.00% 2041 (preref. 2021)	2,575	2,591
		334,356

Iowa 0.27%
Fin. Auth., Health Facs. Rev. Bonds (UnityPoint Health), Series 2014-C, 4.00% 2033	8,650	9,371
Fin. Auth., Midwestern Disaster Area Rev. Bonds (Iowa Fertilizer Co. Project), Series 2013-B, 5.25% 2050 (put 2037)	1,000	1,102
Fin. Auth., Midwestern Disaster Area Rev. Ref. Bonds (Iowa Fertilizer Co. Project), Series 2019, 3.125% 2022	1,205	1,231
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2019-A-2, 2.875% 2049	470	475
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2028	345	383
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2013-1, 2.15% 2043	408	411
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2016-A, 4.00% 2046	1,685	1,789
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2021-A, 3.00% 2047	970	1,066
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2017-C, 3.50% 2047	3,855	4,137
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2018-A, 4.00% 2047	2,515	2,753
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.00% 2047	1,465	1,667
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	2,125	2,379
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	4,640	5,160
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2021-B, 3.00% 2051	8,380	9,252
Fin. Auth., State Revolving Fund Rev. Green Bonds, Series 2021-A, 5.00% 2034	2,000	2,755
Fin. Auth., State Revolving Fund Rev. Green Bonds, Series 2021-A, 5.00% 2035	2,195	3,018
Fin. Auth., State Revolving Fund Rev. Green Bonds, Series 2021-A, 5.00% 2037	1,500	2,050
Fin. Auth., State Revolving Fund Rev. Green Bonds, Series 2021-A, 5.00% 2039	3,000	4,076
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	12,000	14,514
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 4.00% 2035	2,000	2,469
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 4.00% 2037	1,900	2,327
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 4.00% 2039	2,145	2,609
		74,994

American Funds Tax-Exempt Funds	137

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kansas 0.42%
Dev. Fin. Auth., Hospital Rev. Ref. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2012-A, 5.00% 2032	$1,500	$1,557
Dev. Fin. Auth., Hospital Rev. Ref. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2012-A, 5.00% 2034	1,000	1,038
Dev. Fin. Auth., Rev. Ref. Bonds (Lifespace Communities, Inc.), Series 2010-S, 5.00% 2030	5,625	5,642
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-1, (1-month USD-LIBOR x 0.70 + 0.30%) 0.37% 2021[2]	5,000	5,001
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-2, (1-month USD-LIBOR x 0.70 + 0.35%) 0.42% 2022[2]	24,065	24,129
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-3, (1-month USD-LIBOR x 0.70 + 0.40%) 0.47% 2023[2]	5,675	5,699
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-4, (1-month USD-LIBOR x 0.70 + 0.50%) 0.57% 2024[2]	28,000	28,255
University of Kansas Hospital Auth., Health Facs. and Improvement Rev. Bonds (University of Kansas Health System), Series 2019-B, 5.00% 2031	5,395	7,161
University of Kansas Hospital Auth., Health Facs. and Improvement Rev. Bonds (University of Kansas Health System), Series 2017-A, 5.00% 2047	31,990	38,413
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 4.00% 2028	490	502
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 5.00% 2034	625	646
		118,043

Kentucky 0.98%
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2035	465	542
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	1,000	902
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2036	3,320	4,051
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2041	3,450	4,172
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2046	2,750	3,326
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 4.00% 2041	1,000	1,151
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2045	11,700	14,339
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2047	6,250	6,621
Housing Corp., Housing Rev. Bonds, Series 2013-D, 3.50% 2033	295	311
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	1,105	1,107
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	15,870	15,937
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	7,250	7,274
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2046	335	393
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2051	440	514
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2056	800	930
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2029	4,085	4,938
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2032	6,550	7,880
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2033	1,000	1,200
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 4.00% 2034	5,000	5,666
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 4.00% 2035	21,770	24,665
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 4.00% 2036	21,000	23,782

138	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kentucky (continued)
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 5.00% 2037	$5,000	$6,387
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 5.00% 2038	2,300	2,932
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 4.00% 2039	1,500	1,757
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 4.00% 2040	2,785	3,257
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-D, 5.00% 2047 (put 2029)	5,505	7,209
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2019, 5.00% 2022	150	158
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	2,000	2,454
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	1,500	1,836
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2032	2,610	3,184
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2033	2,185	2,664
Property and Buildings Commission, Commonwealth Rev. Bonds (Project No. 112), Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2023	1,000	1,108
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 122), Series 2020-C, 5.00% 2021	2,210	2,237
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	975	1,027
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	2,500	2,726
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, (1-month USD-LIBOR x 0.67 + 1.12%) 1.187% 2049 (put 2025)[2]	3,340	3,425
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	26,480	29,812
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	18,000	20,020
Public Energy Auth., Gas Supply Rev. Bonds, Series 2020-A, 4.00% 2050 (put 2026)	17,500	20,242
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-C-1, 4.00% 2050 (put 2028)	1,000	1,192
Public Transportation Infrastructure Auth., Toll Rev. Bonds (Downtown Crossing Project), Series 2013-A, 5.75% 2049	5,000	5,506
Public Transportation Infrastructure Auth., Toll Rev. Bonds (Downtown Crossing Project), Series 2013-A, 6.00% 2053	18,020	19,914
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2028	1,500	1,902
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2029	1,720	2,225
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2031	1,900	2,546
		275,421

Louisiana 1.57%
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-A, 5.00% 2033	845	974
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2017-A, 5.00% 2035	1,340	1,630
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-A, 5.00% 2045	2,500	2,868
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2017-A, 5.00% 2048	12,855	15,602
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 5.00% 2034	1,150	1,459
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 4.00% 2037	1,000	1,182
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 5.00% 2040	1,625	2,034
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 5.00% 2041	1,710	2,136
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2027	500	609
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2028	1,600	1,986
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2024 (preref. 2022)	1,750	1,821
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	12,000	14,358
Parish of East Baton Rouge, Capital Improvements Dist., Sales Tax Rev. Bonds, Series 2019, 5.00% 2022	500	524
Parish of East Baton Rouge, Capital Improvements Dist., Sales Tax Rev. Bonds, Series 2019, 5.00% 2023	725	795

American Funds Tax-Exempt Funds	139

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Parish of East Baton Rouge, Capital Improvements Dist., Sales Tax Rev. Bonds, Series 2019, 5.00% 2024	$700	$799
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,307
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 1.30% 2041 (put 2028)	18,805	19,408
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2031	1,710	2,269
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 5.00% 2032	2,070	2,677
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 5.00% 2033	1,790	2,305
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 5.00% 2034	1,500	1,925
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2014-B, 5.00% 2039 (preref. 2025)	1,100	1,283
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 4.00% 2045	16,500	19,417
Greater New Orleans Expressway Commission, Toll Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2042	4,000	4,689
Greater New Orleans Expressway Commission, Toll Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2047	3,320	3,874
Housing Corp., Multi Family Housing Rev. Bonds (Byers Estates V Project), Series 2021, 0.35% 2024 (put 2023)	3,615	3,618
Housing Corp., Multi Family Housing Rev. Bonds (Pine Hill Estates Project), Series 2020, 1.10% 2022 (put 2021)	1,000	1,002
Housing Corp., Single Family Mortgage Bonds (Home Ownership Program), Series 2020-B, 3.50% 2050	955	1,062
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2021-B, 3.00% 2051	950	1,047
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,231
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2037	3,000	3,650
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Drainage Projects), Series 2015-C, 7.00% 2044[1]	970	967
Local Government Environmental Facs. and Community Dev. Auth., Hospital Rev. Ref. Bonds (Woman’s Hospital Foundation Project), Series 2017-A, 5.00% 2041	10,500	12,736
Local Government Environmental Facs. and Community Dev. Auth., Hospital Rev. Ref. Bonds (Woman’s Hospital Foundation Project), Series 2017-A, 5.00% 2044	9,940	12,053
Local Government Environmental Facs. and Community Dev. Auth., Rev. Bonds (Southeastern Louisiana University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	2,000	2,475
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-B, 2.50% 2036	37,395	38,670
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Louisiana Community and Technical College System Act 391 Projects), Series 2017, BAM insured, 5.00% 2028	2,500	3,211
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	3,940	4,946
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2032	4,580	5,731
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2033	4,620	5,774
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2034	4,895	6,108
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2036	4,680	5,823
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2043	1,250	1,520
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Westlake Chemical Corp. Projects), Series 2017, 3.50% 2032	5,165	5,788
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2024	2,000	2,178
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	5,000	5,440
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2032	2,500	2,724
Military Dept., Custodial Receipts, Series 2006, 5.00% 2021	1,995	1,995
City of New Orleans, Regional Transit Auth., Sales Tax Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 5.00% 2034	2,000	2,653
City of New Orleans, Regional Transit Auth., Sales Tax Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 5.00% 2035	1,500	1,983
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2030 (preref. 2025)	900	1,059
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2033 (preref. 2025)	1,000	1,198
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2034 (preref. 2025)	1,000	1,198
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2040 (preref. 2025)	3,000	3,593
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2040 (preref. 2025)	2,000	2,354
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2045 (preref. 2025)	5,000	5,988
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2045 (preref. 2025)	1,350	1,589

140	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
City of New Orleans, Sewerage Service Rev. Bonds, Series 2020-B, 5.00% 2045	$1,500	$1,902
City of New Orleans, Sewerage Service Rev. Bonds, Series 2020-B, 4.00% 2050	1,200	1,394
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2029 (preref. 2025)	900	1,078
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2032 (preref. 2025)	1,000	1,198
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2044 (preref. 2024)	15,325	17,730
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2013-A, 1.65% 2033 (put 2023)	3,500	3,559
Public Facs. Auth., Hospital Rev. Ref. Bonds (Franciscan Missionaries of Our Lady Health System Project), Series 2015-A, 5.00% 2033	4,970	5,735
Public Facs. Auth., Hospital Rev. Ref. Bonds (Franciscan Missionaries of Our Lady Health System Project), Series 2015-A, 5.00% 2033 (preref. 2025)	30	36
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2052	1,000	1,189
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2057	8,395	9,952
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase III Project), Series 2019-A, 5.00% 2059	2,500	3,106
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2046	1,100	1,277
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2051	17,590	20,377
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2056	10,670	12,333
Public Facs. Auth., Rev. and Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2017, 5.00% 2042	5,000	6,013
Public Facs. Auth., Rev. and Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2017, 5.00% 2046	25,895	31,138
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032 (preref. 2026)	5	6
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2015, 5.00% 2033	3,455	3,928
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2034 (preref. 2026)	10	12
Public Facs. Auth., Rev. Ref. Bonds (Nineteenth Judicial Dist. Court Building Project), Series 2015, Assured Guaranty Municipal insured, 5.25% 2051	12,405	14,545
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2015, 5.00% 2032	2,000	2,279
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032	495	587
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2034	1,490	1,761
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2015, 5.00% 2047	5,700	6,488
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	1,350	1,391
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017, 2.10% 2037 (put 2024)	4,120	4,279
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	4,700	4,884
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017, 2.20% 2037 (put 2026)	7,070	7,441
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-2, 2.375% 2037 (put 2026)	4,200	4,455
City of Shreveport, Water and Sewer Rev. Bonds, Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2029	4,300	5,607
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2031	500	643
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2033	325	381
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2036	365	425
City of Shreveport, Water and Sewer Rev. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2036	1,250	1,555
City of Shreveport, Water and Sewer Rev. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2037	1,340	1,663
City of Shreveport, Water and Sewer Rev. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2041	1,000	1,233
		440,875

Maine 0.17%
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Healthcare Systems Obligated Group Issue), Series 2016-A, 5.00% 2046	8,750	10,012
Housing Auth., Mortgage Purchase Bonds, Series 2020-F, 2.00% 2035	1,750	1,793
Housing Auth., Mortgage Purchase Bonds, Series 2017-A, 4.00% 2047	1,160	1,244
Housing Auth., Mortgage Purchase Bonds, Series 2017-B, 4.00% 2047	1,120	1,204
Housing Auth., Mortgage Purchase Bonds, Series 2019-A, 4.00% 2049	1,955	2,152
Housing Auth., Mortgage Purchase Bonds, Series 2019-C, 4.00% 2050	4,285	4,751
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-B, 3.50% 2040	375	389
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2013-B, 4.00% 2043	45	46

American Funds Tax-Exempt Funds	141

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maine (continued)
Turnpike Auth., Turnpike Rev. Bonds, Series 2020, 4.00% 2045	$5,000	$5,962
Turnpike Auth., Turnpike Rev. Bonds, Series 2018, 5.00% 2047	9,000	11,061
Turnpike Auth., Turnpike Rev. Bonds, Series 2020, 5.00% 2050	6,000	7,724
		46,338

Maryland 1.54%
County of Anne Arundel, Consolidated Special Taxing Dist. Rev. Ref. Bonds (Villages of Dorchester and Farmington Village Projects), Series 2013, 5.00% 2022	500	523
County of Anne Arundel, Consolidated Special Taxing Dist. Rev. Ref. Bonds (Villages of Dorchester and Farmington Village Projects), Series 2013, 5.00% 2023	225	245
County of Anne Arundel, Consolidated Special Taxing Dist. Rev. Ref. Bonds (Villages of Dorchester and Farmington Village Projects), Series 2013, 5.00% 2032	1,000	1,086
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2029	1,070	1,267
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2030	1,000	1,181
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2037	2,100	2,450
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2038	1,000	1,177
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2039	1,200	1,411
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2045	2,250	2,622
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2050	3,945	4,581
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 5.00% 2026	465	558
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 5.00% 2027	3,065	3,787
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 5.00% 2028	3,215	4,044
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2029	1,000	1,201
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2030	1,655	1,981
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2031	1,225	1,460
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2032	700	832
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2034	1,370	1,624
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2036	1,505	1,778
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2037	190	224
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2038	1,555	1,830
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2040	1,650	1,937
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2045	4,985	5,809
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2050	5,630	6,538
Mayor and City Council of Baltimore, Rev. Bonds (Wastewater Projects), Series 2014-C, 5.00% 2032	2,000	2,306
Mayor and City Council of Baltimore, Rev. Bonds (Wastewater Projects), Series 2014-C, 5.00% 2044	5,000	5,748
Mayor and City Council of Baltimore, Rev. Bonds (Water Projects), Series 2014-A, 5.00% 2044	1,500	1,724
Mayor and City Council of Baltimore, Rev. Ref. Bonds (Wastewater Projects), Series 2014, 5.00% 2039	2,215	2,550
Mayor and City Council of Baltimore, Rev. Ref. Bonds (Water Projects), Series 1994-A, FGIC insured, 5.00% 2024	370	386
Community Dev. Administration, Dept. of Housing and Community Dev., Housing Rev. Bonds, Series 2015-B, 4.05% 2040	2,500	2,678
Community Dev. Administration, Dept. of Housing and Community Dev., Multi Family Housing Dev. Rev. Bonds (Somerset Extension), Series 2019-H, 1.795% 2022	6,000	6,040
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 1.95% 2035	2,600	2,639
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	6,695	7,551
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-B, 4.00% 2049	6,010	6,663
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	10,955	12,206
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-C, 3.50% 2050	18,645	20,442
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-A, 3.75% 2050	19,465	21,660
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-A, 3.00% 2051	9,000	9,897
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-B, 3.00% 2051	8,335	9,225
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Ref. Bonds, Series 2015-A, 3.50% 2045	1,390	1,463
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2027	1,350	1,669
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2028	2,000	2,531

142	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2030	$1,250	$1,558
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2031	1,000	1,240
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2035	2,000	2,456
Econ. Dev. Corp., Senior Student Housing Rev. Ref. Bonds (University of Maryland, Baltimore Project), Series 2015, 5.00% 2035	1,000	1,112
Econ. Dev. Corp., Senior Student Housing Rev. Ref. Bonds (University of Maryland, Baltimore Project), Series 2015, 5.00% 2039	2,605	2,880
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 4.25% 2050	300	351
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 5.00% 2050	1,250	1,556
Econ. Dev. Corp., Student Housing Rev. Bonds (Towson University Project), Series 2012, 5.00% 2029	250	259
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Bowie State University Project), Series 2015, 5.00% 2033[1]	2,540	2,903
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2023	1,010	1,062
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2033	1,000	1,072
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Morgan State University Project), Series 2012, 5.00% 2034	2,930	3,040
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2027	135	160
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2028	175	206
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2029	190	222
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2030	325	378
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2031	375	434
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2032	325	375
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2036	600	685
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 4.00% 2024	1,350	1,490
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2028	920	1,103
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2029	900	1,073
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,186
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2035	2,265	2,674
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2043	1,250	1,473
G.O. Bonds, State and Local Facs. Loan of 2015, Series 2015-A-2, 2.75% 2025	4,000	4,206
G.O. Bonds, State and Local Facs. Loan of 2017, Series 2017-A-2, 5.00% 2022	2,800	2,938
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2020, 5.00% 2036	2,290	2,831
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2020, 4.00% 2038	865	1,005
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2016-A, 5.50% 2046	12,235	14,791
Health and Higher Educational Facs. Auth., Rev. Bonds (Anne Arundel Health System Issue), Series 2012, 5.00% 2027	400	417
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2030	690	812
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2038	240	278
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2043	700	807
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2048	1,940	2,230
Health and Higher Educational Facs. Auth., Rev. Bonds (Charlestown Community Issue), Series 2016-A, 5.00% 2026	210	252
Health and Higher Educational Facs. Auth., Rev. Bonds (Charlestown Community Issue), Series 2016-A, 5.00% 2036	2,835	3,364
Health and Higher Educational Facs. Auth., Rev. Bonds (Charlestown Community Issue), Series 2016-A, 5.00% 2045	13,000	15,243
Health and Higher Educational Facs. Auth., Rev. Bonds (LifeBridge Health Issue), Series 2016, 5.00% 2047	1,000	1,188
Health and Higher Educational Facs. Auth., Rev. Bonds (Loyola University Maryland Issue), Series 2014, 5.00% 2027	125	143
Health and Higher Educational Facs. Auth., Rev. Bonds (Loyola University Maryland Issue), Series 2014, 5.00% 2028	215	245
Health and Higher Educational Facs. Auth., Rev. Bonds (Loyola University Maryland Issue), Series 2014, 5.00% 2032	165	187
Health and Higher Educational Facs. Auth., Rev. Bonds (MedStar Health Issue), Series 2015, 5.00% 2026	4,290	4,985
Health and Higher Educational Facs. Auth., Rev. Bonds (MedStar Health Issue), Series 2013-B, 5.00% 2038	865	945
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2012, 5.00% 2031	1,000	1,042
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2032	800	956
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2033	1,000	1,193
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2034	1,800	2,142

American Funds Tax-Exempt Funds	143

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2036	$1,500	$1,778
Health and Higher Educational Facs. Auth., Rev. Bonds (University of Maryland Medical System Issue), Series 2015, 5.00% 2028	1,035	1,213
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (Carroll Hospital Center Issue), Series 2012-A, 5.00% 2037 (preref. 2022)	1,530	1,598
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (MedStar Health Issue), Series 2015, 5.00% 2038	9,000	10,371
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (MedStar Health Issue), Series 2015, 5.00% 2042	4,470	5,151
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (Meritus Medical Center), Series 2015, 5.00% 2040	1,000	1,139
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (Meritus Medical Center), Series 2015, 5.00% 2045	1,000	1,133
County of Howard, Special Obligation Bonds (Annapolis Junction Town Center Project), Series 2014, 6.10% 2044	1,420	1,510
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2037	6,100	7,639
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2038	7,410	9,249
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2039	7,705	9,577
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2040	8,010	9,927
County of Montgomery, Housing Opportunities Commission, Multi Family Housing Dev. Bonds, Series 2004-A, 4.65% 2030	2,670	2,677
County of Montgomery, Housing Opportunities Commission, Program Rev. Bonds, Series 2019-A, 4.00% 2049	2,450	2,750
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2013-A, 4.00% 2031	1,695	1,789
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2012-A, 5.00% 2043	10	10
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	655	713
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2049	4,260	4,666
County of Montgomery, Housing Opportunities Commission, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2050	5,000	5,519
County of Montgomery, Rev. Ref. Bonds (Trinity Health Credit Group), Series 2015, 5.00% 2044	3,000	3,508
County of Montgomery, Rev. Ref. Bonds (Trinity Health Credit Group), Series 2013, 5.00% 2045	1,000	1,205
County of Prince George, Special Obligation Bonds (National Harbor Project), Series 2004, 5.20% 2034	6,256	6,307
County of Prince George, Special Obligation Bonds (Suitland-Naylor Road Project), Series 2016, 4.75% 2036[1]	1,750	1,914
County of Prince George, Special Obligation Bonds (Woodview Village Infrastructure Improvements), Series 1997-A, 4.70% 2026	2,545	2,554
County of Prince George, Special Obligation Rev. Ref. Bonds (Woodview Village Phase II Infrastructure Improvements), Series 2006, RADIAN insured, 5.00% 2026	1,000	1,004
County of Prince George, Special Obligation Rev. Ref. Bonds (Woodview Village Phase II Infrastructure Improvements), Series 2006, RADIAN insured, 5.00% 2032	1,150	1,154
County of Prince George, Special Tax Dist. Bonds (Victoria Falls Project), Series 2005, 5.25% 2035	3,962	4,016
St. Mary’s College of Maryland, Academic Fees and Auxiliary Facs. Fees Rev. Ref. Bonds, Series 2018-A, BAM insured, 4.00% 2023	1,235	1,330
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 3.00% 2037	1,000	1,118
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020, 4.00% 2037	2,000	2,453
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 3.00% 2038	1,750	1,951
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 4.00% 2038	1,225	1,527
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 4.00% 2040	1,500	1,861
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 4.00% 2041	1,500	1,856
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 4.00% 2045	9,500	11,442
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2015, 3.00% 2028	3,305	3,536
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2014-2, 4.00% 2029	1,875	2,069
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2020, 5.00% 2030	8,160	11,064
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2014-2, 4.00% 2043	1,500	1,645
Washington Suburban Sanitary Dist., Consolidated Public Improvement Rev. Ref. Bonds, Series 2017, 3.00% 2027	11,470	13,088
Washington Suburban Sanitary Dist., Consolidated Public Improvement Rev. Ref. Bonds, Series 2017, 3.00% 2031	14,160	15,809
		431,492

Massachusetts 0.96%
College Building Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2030	1,000	1,037
Dev. Fin. Agcy., Hospital Rev. Bonds (Healthcare Obligated Group Issue), Series 2013, 5.25% 2041 (preref. 2023)	4,500	5,013
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	2,240	2,239
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2034	1,000	1,279
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2035	550	702

144	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Massachusetts (continued)
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2036	$625	$794
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2037	425	539
Dev. Fin. Agcy., Rev. Bonds (Boston College Issue), Series 2021-V, 5.00% 2055	5,000	8,255
Dev. Fin. Agcy., Rev. Bonds (Boston Medical Center Issue), Series 2015-D, 5.00% 2044	2,250	2,569
Dev. Fin. Agcy., Rev. Bonds (Boston University Issue), Series 2013-X, 5.00% 2048	15,750	17,221
Dev. Fin. Agcy., Rev. Bonds (Carleton-Willard Village Issue), Series 2019, 4.00% 2042	485	547
Dev. Fin. Agcy., Rev. Bonds (Carleton-Willard Village Issue), Series 2019, 5.00% 2042	730	854
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 4.00% 2023[1]	815	843
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Capital Appreciation Bonds, Series 2011-B, 0% 2056	1,357	944
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S, 4.00% 2036	4,500	5,286
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-3, (SIFMA Municipal Swap Index + 0.50%) 0.52% 2038[2]	1,725	1,731
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-2, 5.00% 2038 (put 2025)	13,665	15,895
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-1, 4.00% 2041	4,805	5,584
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2014-M-4, 5.00% 2044 (preref. 2023)	5,860	6,409
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2030	2,000	2,387
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2031	1,925	2,296
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2029	500	637
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2030	600	760
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2031	500	630
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2020-C, Assured Guaranty Municipal insured, 5.00% 2032	450	598
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2033	805	1,009
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2020-C, Assured Guaranty Municipal insured, 5.00% 2033	525	695
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2034	675	844
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2020-C, Assured Guaranty Municipal insured, 5.00% 2034	435	574
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2036	1,000	1,246
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2026	1,200	1,472
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2028	800	1,033
Dev. Fin. Agcy., Rev. Ref. Bonds (Orchard Cove, Inc. Issue), Series 2019, 5.00% 2039	500	568
Dev. Fin. Agcy., Rev. Ref. Bonds (Orchard Cove, Inc. Issue), Series 2019, 5.00% 2049	4,800	5,422
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2029	500	650
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2017, 5.00% 2030	1,000	1,227
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2031	1,300	1,667
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2033	1,590	2,025
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2017, 5.00% 2034	1,000	1,210
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2035	1,000	1,267
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2036	445	562
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2037	605	763
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2038	340	428
G.O. Bonds, Consolidated Loan, Series 2018-A, 5.00% 2033	4,000	5,045
G.O. Bonds, Consolidated Loan, Series 2018-A, 5.00% 2034	9,000	11,324
G.O. Bonds, Consolidated Loan, Series 2018-A, 5.00% 2039	7,500	9,351
Housing Fin. Agcy., Housing Bonds, Series 2009-C, 5.35% 2049	2,465	2,468
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.45% 2024	3,325	3,330
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 190, 3.15% 2032	750	813
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 3.65% 2035	1,685	1,770
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 178, 3.50% 2042	1,830	1,935
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 167, 4.00% 2043	170	176
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 181, 4.00% 2044	570	604
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 4.00% 2045	790	827
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 183, 3.50% 2046	540	571
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 190, 4.00% 2048	7,370	7,998
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 195, 4.00% 2048	4,030	4,406
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 203, 4.50% 2048	745	829
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 211, 3.50% 2049	8,115	8,897
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 214, 3.75% 2049	5,520	6,110
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 221, 3.00% 2050	4,270	4,716

American Funds Tax-Exempt Funds	145

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Massachusetts (continued)
Massachusetts Bay Transportation Auth., Sales Tax Rev. Ref. Bonds, Series 2007-A-1, 5.25% 2032	$10,000	$14,347
Special Obligation Dedicated Tax Rev. Ref. Bonds, Series 2005, FGIC National insured, 5.50% 2034	51,335	71,716
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2043	3,000	3,985
		268,929

Michigan 3.40%
Building Auth., Rev. Ref. Bonds (Facs. Program), Series 2015-I, 5.00% 2026	1,700	2,034
Building Auth., Rev. Ref. Bonds (Facs. Program), Series 2015-I, 5.00% 2031	8,770	10,412
City of Dearborn, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Henry Ford Village, Inc. Project), Series 2008, 7.00% 2038[4]	3,800	3,610
City of Detroit, Sewage Disposal System Rev. Ref. Bonds, Series 2006-D, Assured Guaranty Municipal insured, (3-month USD-LIBOR + 0.60%) 0.697% 2032[2]	17,660	17,715
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2027	1,000	1,200
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2030	1,300	1,571
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2039	115	143
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2040	205	235
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2041	635	726
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2042	250	285
City of Detroit, Unlimited Tax G.O. Bonds, Series 2020, 5.50% 2045	1,500	1,898
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2046	1,595	1,982
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2050	3,500	4,332
City of Detroit, Unlimited Tax G.O. Bonds, Series 2020, 5.50% 2050	1,715	2,163
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2023	755	789
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured 5.25% 2039 (preref. 2022)	5,900	6,179
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Bonds, Series 2001-B, Assured Guaranty Municipal Insured, 5.50% 2029	10,420	12,921
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 1998-C, FGIC insured, 5.25% 2025	1,075	1,190
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	2,000	2,073
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2027	3,500	3,627
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	3,610	3,741
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	4,000	4,145
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2005-A, Assured Guaranty Municipal insured, 5.25% 2032	20,000	27,305
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 5.00% 2031	1,845	2,497
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 4.00% 2055	7,320	8,579
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 4.00% 2055	2,000	2,366
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, BAM insured, 4.00% 2055	2,000	2,366
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2036	2,500	3,182
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2037	1,000	1,270
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2038	1,000	1,267
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2043	3,500	4,351
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2015, 5.50% 2026	750	895
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017, 5.00% 2028	2,000	2,493
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2034	2,500	3,144
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2035	4,000	5,017
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2036	32,480	38,103
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2037	5,000	6,250
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2040	22,030	25,589
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-A, 5.00% 2041	2,485	3,215
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-2, 5.00% 2044 (put 2025)	5,000	5,803

146	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2016, 5.00% 2045	$1,345	$1,616
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017, 5.00% 2046	6,255	7,605
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017, 5.00% 2046 (preref. 2027)	200	251
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	25,220	26,873
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-1, 5.00% 2048	7,415	9,286
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-2, 4.00% 2049	9,015	10,653
Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-MI-2, 4.00% 2036	1,200	1,458
Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-MI-4, 4.00% 2038	23,250	28,061
Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-MI-5, 4.00% 2040	2,285	2,745
Fin. Auth., Hospital Rev. Ref. Bonds (Beaumont Health Credit Group), Series 2016-A, 5.00% 2044	15,010	17,549
Fin. Auth., Hospital Rev. Ref. Bonds (Henry Ford Health System), Series 2016, 5.00% 2031	4,300	5,243
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2019-A, 4.00% 2044	8,450	9,940
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2019-A, 4.00% 2047	3,300	3,868
Fin. Auth., Hospital Rev. Ref. Bonds (MidMichigan Health Credit Group), Series 2014, 5.00% 2039 (preref. 2024)	1,000	1,137
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2024	9,145	9,703
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2027	3,000	3,181
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2029	3,000	3,496
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2031	1,500	1,744
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2033	1,500	1,741
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2034	1,500	1,739
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2045	1,000	1,146
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Fin. Recovery Income Tax Local Project Bonds), Series 2014-F-1, 4.50% 2029	2,150	2,315
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2023	8,000	8,729
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2032	1,500	1,699
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-1, 5.00% 2044 (preref. 2022)	5,050	5,278
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2028	1,415	1,663
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2032	1,355	1,586
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2033	2,565	2,997
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2034	3,000	3,500
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2035	3,000	3,499
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Water Supply System Rev. Ref. Local Project Bonds), Series 2014-D-4, 5.00% 2034	1,425	1,612
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2028	3,000	3,203
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2039	500	528
Counties of Genesee, Lapeer and Sanilac, Karegnondi Water Auth., Water Supply System Bonds (Karegnondi Water Pipeline), Series 2018, 5.00% 2030	1,000	1,256
Counties of Genesee, Lapeer and Sanilac, Karegnondi Water Auth., Water Supply System Bonds (Karegnondi Water Pipeline), Series 2018, 5.00% 2032	1,200	1,498
Counties of Genesee, Lapeer and Sanilac, Karegnondi Water Auth., Water Supply System Bonds (Karegnondi Water Pipeline), Series 2018, 5.00% 2035	1,580	1,965
Great Lakes Water Auth., Sewage Disposal System Rev. Ref. Bonds, Series 2018-B, 5.00% 2028	3,990	5,141
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2045	5,090	6,489
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-A, 5.00% 2045	1,500	1,927
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-A, 5.00% 2049	4,750	6,080
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2049	4,300	5,451
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2029	3,000	3,930
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2034	5,760	6,970
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-D, 5.00% 2036	6,800	8,199
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-B, 5.00% 2046	10,800	12,861
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2027	11,375	13,772

American Funds Tax-Exempt Funds	147

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2031	$4,000	$4,787
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2032	14,000	16,713
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2033	8,000	9,525
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	3,705	3,855
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-5, 2.40% 2047 (put 2023)	4,350	4,508
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-3, 4.00% 2047 (put 2024)	14,000	15,543
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-1, 4.00% 2047 (put 2023)	7,000	7,500
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-4, 5.00% 2047	3,000	3,841
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2012-A, 5.00% 2035	1,000	1,038
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	3,083	3,092
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Mid Apartments Project), Series 2021, 0.40% 2024 (put 2023)	5,465	5,483
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.10% 2031	1,025	1,100
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 3.35% 2034	3,000	3,270
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A, 4.00% 2046	1,275	1,362
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	16,875	18,055
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	4,275	4,606
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	25,795	28,258
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	20,240	22,464
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2049	19,600	21,909
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	5,040	5,596
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-B, 3.75% 2050	5,155	5,708
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-C, 3.00% 2051	5,245	5,744
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	6,220	6,867
County of Kent, Hospital Fin. Auth., Rev. Ref. Bonds (Spectrum Health System), Series 2011-A, 5.00% 2029 (preref. 2021)	2,000	2,028
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2012, 5.625% 2041	505	520
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2037	4,875	6,293
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2038	5,120	6,596
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2044	22,250	28,310
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2048	33,000	41,812
Livonia Public Schools School Dist., School Building and Site G.O. Bonds, Series 2013-I, Assured Guaranty Municipal insured, 5.00% 2038	2,000	2,171
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2034	3,500	4,490
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2035	1,100	1,408
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2036	1,325	1,692
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2038	4,400	5,593
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2044	11,490	14,440
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2048	6,660	8,336
Board of Trustees of Michigan State University, Rev. Ref. Bonds, Series 2019-C, 4.00% 2038	2,980	3,576
Board of Trustees of Michigan State University, Rev. Ref. Bonds, Series 2019-C, 4.00% 2044	2,840	3,367
City of Royal Oak, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (William Beaumont Hospital Obligated Group), Series 2014-D, 5.00% 2030	1,160	1,299
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Exempt Facs. Project), Series 2008-ET-2, 1.45% 2029 (put 2021)	1,925	1,927
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 4.00% 2021	880	888
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 4.00% 2023	750	802
Trunk Line Fund Bonds, Series 2011, 5.00% 2036	2,000	2,027
Regents of the University of Michigan, General Rev. Bonds, Series 2012-E, (SIFMA Municipal Swap Index + 0.27%) 0.30% 2033 (put 2022)[2]	17,875	17,880
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2012-A, 5.00% 2032	2,500	2,659
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2032	1,500	1,934
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2033	1,000	1,286
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2034	2,000	2,566

148	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2035	$4,000	$5,124
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2036	3,500	4,477
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2012-A, 5.00% 2037	7,400	7,870
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2037	5,585	7,127
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2038	3,000	3,821
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-D, 5.00% 2040	14,800	17,498
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2017-A, 5.00% 2042	1,850	2,297
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2043	4,210	5,329
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2014-B, 5.00% 2044	4,870	5,580
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-D, 5.00% 2045	13,010	15,375
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2021-A, 5.00% 2046	6,740	8,914
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2017-A, 5.00% 2047	2,750	3,415
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2010-C, 5.00% 2021	10,940	10,980
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2010-C, 5.00% 2022	2,140	2,148
		952,525

Minnesota 0.47%
City of Duluth, Econ. Dev. Auth., Health Care Facs. Rev. Bonds (Essentia Health Obligated Group), Series 2018-A, 5.00% 2048	3,000	3,643
City of Duluth, Econ. Dev. Auth., Health Care Facs. Rev. Bonds (Essentia Health Obligated Group), Series 2018-A, 5.00% 2058	35,000	42,290
G.O. Bonds, Series 2012-A, 5.00% 2021	2,000	2,000
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	4,800	4,803
Housing Fin. Agcy., Homeownership Fin. Bonds (GNMA and FNMA Pass-Through Program), Series 2012-B, 2.25% 2042	3,164	3,190
Housing Fin. Agcy., Homeownership Fin. Bonds (GNMA and FNMA Pass-Through Program), Series 2015-A, 2.80% 2045	652	685
Housing Fin. Agcy., Homeownership Fin. Bonds (GNMA and FNMA Pass-Through Program), Series 2017-G, 2.65% 2047	15,605	16,393
Housing Fin. Agcy., Homeownership Fin. Bonds (Mortgage-Backed Securities Pass-Through Program), Series 2017-I, 2.80% 2047	5,515	5,822
Housing Fin. Agcy., Homeownership Fin. Bonds (Mortgage-Backed Securities Pass-Through Program), Series 2018-A, 3.30% 2048	1,398	1,482
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-B, 4.00% 2038	240	256
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-B, 3.50% 2046	4,405	4,708
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-B, 4.00% 2047	2,285	2,473
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2016-E, 4.00% 2047	1,325	1,419
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	9,695	10,589
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	2,905	3,181
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2019-B, 4.25% 2049	4,770	5,356
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	4,890	5,408
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	2,080	2,291
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	1,895	2,079
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	3,930	4,342
City of Minneapolis, Health Care System Rev. Bonds (Fairview Health Services), Series 2015-A, 5.00% 2033	2,575	3,016
City of St. Cloud, Health Care Rev. Bonds (CentraCare Health System), Series 2016-A, 5.00% 2028	1,250	1,506

American Funds Tax-Exempt Funds	149

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Minnesota (continued)
City of St. Cloud, Health Care Rev. Bonds (CentraCare Health System), Series 2016-A, 5.00% 2029	$1,000	$1,204
City of St. Cloud, Health Care Rev. Bonds (CentraCare Health System), Series 2019, 5.00% 2048	1,000	1,246
City of St. Paul, Housing and Redev. Auth., Hospital Fac. Rev. Bonds (HealthEast Care System Project), Series 2015-A, 5.00% 2029 (preref. 2025)	745	891
		130,273

Mississippi 0.28%
Business Fin. Corp., Rev. Bonds (Mississippi Power Co. Project), Series 2010, 2.75% 2040 (put 2021)	2,750	2,774
Business Fin. Corp., Rev. Ref. Bonds (System Energy Resources, Inc. Project), Series 2021, 2.375% 2044	4,405	4,459
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2031	1,590	1,872
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2032	1,690	1,990
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2033	1,275	1,502
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2035	1,150	1,354
Dev. Bank, Special Obligation Rev. Ref. Bonds (Harrison County Highway Ref. Project), Series 2013-A, 5.00% 2025	3,000	3,469
Dev. Bank, Special Obligation Rev. Ref. Bonds (Madison County Highway Ref. Project), Series 2013-C, 5.00% 2026	4,000	4,788
G.O. Bonds (Capital Improvement Projects), Series 2011-A, 5.00% 2027 (preref. 2021)	1,000	1,008
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2032	3,000	3,784
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2033	3,600	4,528
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2035	2,000	2,506
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2037	4,000	4,991
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2029	2,500	2,950
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2032	7,500	8,822
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2034	12,960	15,196
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	3,655	3,656
Home Corp., Single Family Mortgage Rev. Bonds, Series 2017-D, 4.00% 2043	540	582
Home Corp., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2048	2,230	2,460
Home Corp., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2051	5,105	5,648
County of Warren, Gulf Opportunity Zone Rev. Ref. Bonds (International Paper Co. Project), Series 2018, 2.90% 2032 (put 2023)	750	791
		79,130

Missouri 1.01%
Cities of Brentwood and Maplewood, Hanley Road Corridor Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020, 1.625% 2033	725	720
Cities of Brentwood and Maplewood, Hanley Road Corridor Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020, 2.00% 2039	800	796
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2037	3,000	3,715
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2039	3,700	4,543
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2040	2,300	2,818
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2046	5,000	6,030
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Children’s Mercy Hospital), Series 2017-A, 4.00% 2042	7,575	8,464
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Cox Health Project), Series 2015-A, 5.00% 2034	3,200	3,667
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Cox Health Project), Series 2013-A, 5.00% 2038	2,000	2,178
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Cox Health Project), Series 2015-A, 5.00% 2039	4,000	4,580
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Mosaic Health System), Series 2019-A, 5.00% 2022	600	616
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Saint Luke’s Health System, Inc.), Series 2018-A, 5.00% 2043	2,000	2,470
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Saint Luke’s Health System, Inc.), Series 2020, 4.00% 2050	2,500	2,941
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2014-A, 5.00% 2027	1,000	1,131
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-C, 5.00% 2036 (put 2023)	17,000	18,057
Health and Educational Facs. Auth., Health Facs. Rev. Ref. Bonds (St. Anthony’s Medical Center), Series 2015-B, 5.00% 2045	3,750	4,248

150	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2016-B, 5.00% 2030	$220	$257
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 5.00% 2042	1,125	1,401
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-A, 5.00% 2042	500	561
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 4.00% 2048	18,000	20,534
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 5.00% 2048	2,000	2,455
Health and Educational Facs. Auth., Senior Living Facs. Rev. Ref. Bonds (Lutheran Senior Services), Series 2016-A, 5.00% 2028	415	488
Health and Educational Facs. Auth., Senior Living Facs. Rev. Ref. Bonds (Lutheran Senior Services), Series 2016-A, 5.00% 2029	1,000	1,172
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2015-C, 4.00% 2036	2,700	2,872
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-A-2, 4.00% 2040	8,695	9,283
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	1,795	1,893
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-B, 3.25% 2047	5,938	6,364
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-C, 3.30% 2047	4,753	5,115
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-D, 4.00% 2047	3,190	3,473
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-A, 4.25% 2047	4,485	5,018
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2018-A, 4.25% 2049	2,350	2,609
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-C, 3.50% 2050	3,785	4,215
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	2,315	2,559
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-C, 3.875% 2050	11,130	12,416
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-B, 4.00% 2050	3,895	4,342
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-B, 3.00% 2052	8,045	8,876
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	1,750	1,927
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-A, 3.75% 2038	410	436
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-B, 4.00% 2040	405	427
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-A, 4.00% 2041	150	157
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-2, 4.00% 2045	3,925	4,214
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2040	1,815	2,328
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2049	1,000	1,254
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2017-A, Assured Guaranty Municipal insured, 5.25% 2025	5,000	5,957
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2026	5,465	6,546
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2027	6,445	8,291
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2028	5,080	6,713

American Funds Tax-Exempt Funds	151

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2029	$1,000	$1,247
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2029	8,125	10,990
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	1,250	1,554
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2030	14,270	19,713
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2031	2,155	2,791
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2031	12,255	17,310
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2032	3,000	3,874
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2033	2,400	3,090
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2034	1,750	2,247
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2012, 6.125% 2042	1,120	1,157
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2017, 5.00% 2048	1,200	1,373
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.25% 2053	11,250	12,823
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.00% 2035	1,000	1,115
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.125% 2045	1,050	1,163
County of St. Louis, Transportation Dev. Dist., Transportation Rev. Bonds (Missouri Bottom Road/Taussig Road), Series 2002, 7.20% 2033[4]	5,500	1,870
		283,444

Montana 0.12%
Fin. Auth., Rev. Bonds (Billings Clinic Obligated Group), Series 2018-C, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2037 (put 2023)[2]	13,055	13,073
City of Forsyth, Pollution Control Rev. Ref. Bonds (Portland General Electric Co. Projects), Series 1998-A, 2.125% 2033	1,000	1,059
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 2.75% 2040	920	980
Board of Housing, Single Family Mortgage Bonds, Series 2018-B, 4.00% 2043	2,680	2,919
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	2,250	2,394
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	2,140	2,373
Board of Housing, Single Family Mortgage Bonds, Series 2020-A-1, 3.50% 2050	4,220	4,664
Board of Housing, Single Family Mortgage Bonds, Series 2021-A-1, 3.00% 2051	6,510	7,159
		34,621

Nebraska 0.35%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.25% 2037	11,275	11,883
Central Plains Energy Project, Gas Supply Rev. Ref. Bonds, Series 2019, 4.00% 2049 (put 2025)	3,650	4,139
County of Douglas, Hospital Auth. No. 2 (Children’s Hospital Obligated Group), Health Facs. Rev. and Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	1,000	1,180
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2045	4,340	5,002
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2048	2,300	2,641
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-A, 3.00% 2043	160	162
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-E, 3.00% 2043	5	5
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	235	248
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-A, 3.50% 2045	2,570	2,717
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	2,050	2,134
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-A, 3.50% 2046	4,770	5,070
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	3,285	3,516
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	210	213
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	7,460	8,157
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	4,920	5,397
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	9,495	10,502

152	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nebraska (continued)
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-A, 3.50% 2050	$3,765	$4,174
Omaha Public Power Dist., Electric System Rev. Bonds, Series 2017-A, 5.00% 2030	1,000	1,268
Omaha Public Power Dist., Electric System Rev. Bonds, Series 2017-A, 5.00% 2042	15,000	18,611
University of Nebraska Facs. Corp., University Facs. Program Bonds, Series 2021-A, 4.00% 2062	8,000	9,576
		96,595

Nevada 1.23%
Clark County School Dist., Limited Tax G.O. Building and Rev. Ref. Bonds, Series 2017-C, 5.00% 2028	3,105	3,933
Clark County School Dist., Limited Tax G.O. Building and Rev. Ref. Bonds, Series 2017-C, 5.00% 2034	3,615	4,461
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, Assured Guaranty Municipal insured, 3.00% 2024	575	621
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2021-A, 3.00% 2035	11,525	12,774
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 5.00% 2035	1,000	1,313
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2021-A, 3.00% 2036	11,870	13,090
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 4.00% 2039	1,950	2,347
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 4.00% 2040	725	871
County of Clark, Airport System Rev. Bonds (McCarran International Airport), Series 2019-B, 5.00% 2033	9,655	12,558
County of Clark, Airport System Rev. Bonds (McCarran International Airport), Series 2019-B, 5.00% 2041	9,700	12,396
County of Clark, Airport System Rev. Ref. Bonds, Series 2019-D, 5.00% 2022	6,170	6,447
County of Clark, Airport System Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2040	4,000	4,976
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2019-A, 5.00% 2023	3,000	3,281
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2019-A, 5.00% 2024	1,750	1,996
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2033	2,050	2,785
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2034	8,725	11,800
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2035	7,000	9,442
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2036	2,400	3,225
County of Clark, Highway Rev. Ref. Bonds (Motor Vehicle Fuel Tax), Series 2011, 5.00% 2022	7,330	7,658
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2015-C, 5.00% 2022	2,125	2,220
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2015-C, 5.00% 2026	1,000	1,224
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2015-C, 5.00% 2027	1,000	1,259
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	5,780	6,034
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2030	1,500	1,970
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2032	1,000	1,305
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2012-B, 5.00% 2033	1,885	1,968
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2033	1,000	1,301
County of Clark, Limited Tax G.O. Crossover Rev. Ref. Bonds (Las Vegas Convention and Visitors Auth.), Series 2017-C, 5.00% 2027	3,545	4,462
County of Clark, Limited Tax G.O. Crossover Rev. Ref. Bonds (Las Vegas Convention and Visitors Auth.), Series 2017-C, 5.00% 2029	7,230	9,067
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2032	3,500	4,413
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2033	4,250	5,344
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2034	6,500	8,153
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2035	5,250	6,575
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2036	7,350	9,189
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2048	22,000	26,996
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	2,075	2,076
Housing Division, Single Family Mortgage Rev. Ref. Bonds, Series 2021-A, 3.00% 2051	3,500	3,868
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2040	1,000	1,143
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2045	1,225	1,387
City of Las Vegas, Sales Tax Increment Rev. Bonds, Series 2016, 3.50% 2025[1]	775	775
Las Vegas Convention and Visitors Auth., Convention Center Expansion Rev. Bonds, Series 2018-B, 5.00% 2043	11,250	13,759
Las Vegas Convention and Visitors Auth., Rev. Bonds, Series 2019-B, 5.00% 2022	250	260
Las Vegas Convention and Visitors Auth., Rev. Bonds, Series 2019-B, 5.00% 2023	600	651

American Funds Tax-Exempt Funds	153

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
Las Vegas Convention and Visitors Auth., Rev. Bonds, Series 2019-B, 5.00% 2024	$425	$478
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2032	2,000	2,079
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2037	3,500	3,634
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2042	1,000	1,037
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	1,600	1,935
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2032	1,115	1,347
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2033	2,500	3,015
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	3,500	4,213
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2035	2,000	2,406
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2017-A, 4.00% 2038	6,200	7,102
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2041	22,900	27,327
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2046	25,735	30,536
City of North Las Vegas, Special Improvement Dist. No. 60 (Aliante), Local Improvement Rev. Ref. Bonds, Series 2016, 2.25% 2022	825	848
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,204
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,197
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	1,000	1,185
City of Sparks, Nevada Tourism Improvement Dist. No. 1 (Legends at Sparks Marina), Sales Tax Anticipation Rev. Ref. Bonds, Series 2019-A, 2.50% 2024[1]	3,270	3,334
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2022	2,685	2,806
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2023	2,000	2,187
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2024	2,000	2,280
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2028	4,000	5,033
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2029	1,000	1,254
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2030	1,000	1,249
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	1,500	1,534
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	3,500	4,510
		345,103

New Hampshire 0.43%
Health and Education Facs. Auth., Healthcare System Rev. Bonds (Covenant Health Systems Obligated Group Issue), Series 2007-A, 5.25% 2024	1,470	1,475
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2031	1,250	1,498
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2035 (preref. 2024)	1,735	1,937
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2042 (preref. 2024)	2,750	3,069
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2047 (preref. 2024)	5,500	6,139
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire), Series 2015, 5.00% 2032	2,565	3,014
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire), Series 2015, 5.00% 2033	3,740	4,391
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	65,984	80,305
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-B, 4.625% 2042[1]	8,000	8,440

154	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Hampshire (continued)
National Fin. Auth., Rev. Bonds (The Lawrenceville School Project), Series 2021-A, 4.00% 2051	$3,855	$4,611
National Fin. Auth., Senior Living Rev. Ref. Bonds (Springpoint Senior Living, Inc.), Series 2021, 4.00% 2041	750	838
National Fin. Auth., Senior Living Rev. Ref. Bonds (Springpoint Senior Living, Inc.), Series 2021, 4.00% 2051	3,000	3,332
		119,049

New Jersey 1.64%
Atlantic City, Tax Appeal Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2037	750	905
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Bonds (Cooper Health System Obligated Group Issue), Series 2013-A, 5.75% 2042	1,335	1,429
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2027	1,500	1,665
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2032	1,000	1,103
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2034	1,000	1,101
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2028	2,690	3,014
Econ. Dev. Auth., Motor Vehicle Surcharges Rev. Bonds (Special Needs Housing Program), Capital Appreciation Bonds, Series 2007-B, XLCA insured, 0% 2026	2,085	1,993
Econ. Dev. Auth., Rev. Bonds (Provident Group - Kean Properties LLC - Kean University Student Housing Project), Series 2017-A, 5.00% 2050	590	635
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2028	950	1,177
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	1,500	1,837
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,223
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2037	3,250	3,928
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2042	4,500	5,430
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Rowan Properties LLC - Rowan University Student Housing Project), Series 2015-A, 5.00% 2048	4,000	4,235
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-FFF, 5.00% 2024	1,000	1,132
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-FFF, 5.00% 2026	5,000	6,033
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2027	1,000	1,238
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2029	2,000	2,449
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2016-BBB, 5.50% 2030	1,000	1,241
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2031	1,500	1,824
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2032	1,000	1,217
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2033	1,500	1,823
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2038	2,000	2,507
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2043	3,500	4,358
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2015-XX, 5.00% 2025	8,500	9,953
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2014-PP, 5.00% 2027	1,525	1,724
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2013-I, (SIFMA Municipal Swap Index + 1.60%) 1.62% 2028[2]	5,000	5,076
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 5.00% 2044	3,000	3,755
Econ. Dev. Auth., Transportation Project Sublease Rev. Bonds (New Jersey Transit Corp. Projects), Series 2017-A, 5.00% 2027	1,185	1,481
Econ. Dev. Auth., Transportation Project Sublease Rev. Ref. Bonds (New Jersey Transit Corp. Projects), Series 2017-B, 5.00% 2024	1,550	1,776
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2033	1,500	1,836
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2034	3,540	4,322
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Stockton University Issue), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	1,125	1,359
Educational Facs. Auth., Rev. Bonds (Stevens Institute of Technology Issue), Series 2017-A, 5.00% 2030	2,555	3,125
Educational Facs. Auth., Rev. Bonds (Stevens Institute of Technology Issue), Series 2017-A, 5.00% 2031	2,740	3,338
Educational Facs. Auth., Rev. Green Bonds (Stevens Institute of Technology Issue), Series 2020-A, 5.00% 2045	3,500	4,416

American Funds Tax-Exempt Funds	155

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Educational Facs. Auth., Rev. Ref. Bonds (Kean University Issue), Series 2015-H, Assured Guaranty Municipal insured, 5.00% 2027	$1,865	$2,180
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 4.00% 2043	2,000	2,288
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2025	1,000	1,166
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2026	1,000	1,201
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2030	500	589
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2031	1,000	1,218
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2032	1,310	1,594
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2033	1,670	2,029
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2031	500	593
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2035	500	589
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2035	1,000	1,199
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2036	1,000	1,196
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2037	1,000	1,193
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2038	1,250	1,488
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2044	3,000	3,517
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Barnabas Health Issue), Series 2012-A, 5.00% 2025	1,000	1,044
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2032	1,000	1,232
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2035	1,250	1,535
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2037	1,000	1,224
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2039	2,500	3,061
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2057	1,000	1,221
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 5.00% 2031	6,830	8,324
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 5.00% 2033	7,000	8,516
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 5.00% 2043	6,150	7,359
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2011, 6.00% 2026	1,100	1,103
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2019-A, 2.375% 2029	3,925	4,130
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Riverside Senior Apartments Project), Series 2019-D, 1.35% 2022 (put 2022)	2,875	2,901
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	29,885	33,642
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	18,590	21,072
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-E, 3.50% 2051	12,370	13,796
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-H, 3.00% 2052	16,825	18,798
Rutgers State University, G.O. Rev. Ref. Bonds, Series 2009-F, 5.00% 2028	7,000	7,600
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	70	74
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2030	1,010	1,141
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2039	4,750	5,301
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2024	4,220	4,778
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2025	3,330	3,911
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-B, 3.20% 2027	2,750	2,819
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2029	1,575	2,008
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2030	5,000	6,331
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2032	7,000	8,800
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2033	5,000	6,267
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.25% 2046	3,600	4,436
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2022	1,500	1,563
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2024	2,000	2,266
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2030	3,500	4,153

156	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-AA, 5.00% 2037	$1,000	$1,256
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-BB, 5.00% 2044	1,000	1,243
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2045	1,425	1,689
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 5.00% 2045	2,310	2,945
Transportation Trust Fund Auth., Transportation System Bonds, Series 2005-B, National insured, 5.50% 2021	13,325	13,584
Transportation Trust Fund Auth., Transportation System Bonds, Series 2006-A, Assured Guaranty Municipal insured, 5.50% 2023	10,000	11,245
Transportation Trust Fund Auth., Transportation System Bonds, Series 2006-A, Assured Guaranty Municipal insured, 5.50% 2023	1,450	1,630
Transportation Trust Fund Auth., Transportation System Bonds, Series 2004-A, FGIC-National insured, 5.75% 2025	5,555	6,697
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2026	2,000	2,447
Transportation Trust Fund Auth., Transportation System Bonds, Series 2018-A, 5.00% 2030	1,590	2,012
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2039	1,000	1,266
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-AA, 5.00% 2046	2,500	3,099
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, 0% 2025	5,230	5,029
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2026	3,500	3,307
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, National insured, 0% 2027	10,540	9,755
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2027	3,785	3,536
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, National insured, 0% 2031	9,000	7,531
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, Assured Guaranty Municipal insured, 0% 2033	5,300	4,288
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, Assured Guaranty Municipal insured, 0% 2034	16,880	13,309
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2008-A, 0% 2037	6,090	4,255
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, BAM Insured, 0% 2038	9,965	7,050
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, 0% 2039	1,500	985
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2040	29,800	18,956
Transportation Trust Fund Auth., Transportation System Rev. Ref. Bonds, Series 2006-A, 5.25% 2021	10,030	10,216
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	4,175	5,055
Turnpike Auth., Turnpike Rev. Bonds, Series 2017-C-6, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2030 (put 2023)[2]	10,000	10,042
		460,531

New Mexico 0.34%
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-C, 1.15% 2040 (put 2024)	12,000	12,253
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	1,750	1,787
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2017-A, 4.00% 2035	2,900	3,351
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2017-A, 4.00% 2037	4,000	4,603
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2012-A, 5.00% 2042	4,010	4,207
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-A, 5.00% 2044	5,860	7,462
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2015-A, 5.00% 2044	3,000	3,462
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2017-A, 5.00% 2046	5,000	6,137
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-B, 5.00% 2049 (put 2025)	5,000	5,884

American Funds Tax-Exempt Funds	157

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Mexico (continued)
Hospital Equipment Loan Council, Rev. Ref. Bonds (Haverland Charter Lifestyle Group), Series 2012, 5.00% 2032	$1,415	$1,461
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2010-A, Class I, 4.625% 2025	40	40
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2017-B-1, Class I, 3.75% 2048	2,710	2,966
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-B-1, Class I, 4.00% 2049	6,505	7,168
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-A-1, Class I, 4.00% 2049	3,745	4,145
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-C, Class I, 4.00% 2049	1,910	2,108
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-F-1, Class I, 3.50% 2050	6,655	7,346
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-D, Class I, 3.75% 2050	4,945	5,478
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	1,235	1,375
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050	1,140	1,275
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2020-A, Class I, 3.50% 2051	4,190	4,635
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-A, Class I, 3.00% 2052	4,840	5,341
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	1,965	2,175
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-B, 2.25% 2024	600	602
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-B-1, 2.625% 2025	1,000	1,005
		96,266

New York 11.99%
Town of Amherst, Dev. Corp., Student Housing Fac. Rev. Ref. Bonds (UBF Faculty-Student Housing Corp. - Greiner and Hadley Rev. Ref. Projects at SUNY Buffalo), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	1,460	1,816
Town of Amherst, Dev. Corp., Student Housing Fac. Rev. Ref. Bonds (UBF Faculty-Student Housing Corp. - Greiner and Hadley Rev. Ref. Projects at SUNY Buffalo), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2031	1,055	1,305
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2022	1,460	1,526
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	2,670	3,245
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	5,975	7,354
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	8,085	9,883
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	5,840	7,055
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2032	1,035	1,146
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2033	1,085	1,199
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2034	1,000	1,104
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2042	61,760	72,712
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 3.00% 2043	4,260	4,385
County of Broome, Local Dev. Corp., Rev. Bonds (United Health Services Hospitals, Inc. Project), Series 2020, 4.00% 2050	750	874
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2040	1,500	1,734
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2037	925	678
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2038	1,390	992
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2039	2,300	1,594
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2046	3,450	1,950
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2054	24,390	11,001
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, BAM insured, 0% 2054	1,965	907
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2055	14,665	6,437

158	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, 0% 2055	$3,045	$1,292
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2056	3,500	1,516
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2043	750	872
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2031	1,000	1,163
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2033	7,500	8,716
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2040	500	576
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2018-A, 5.00% 2030	1,000	1,252
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2031	1,255	1,511
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2032	2,250	2,703
Dormitory Auth., Rev. Bonds (New York University), Series 2018-A, 5.00% 2031	1,000	1,279
Dormitory Auth., Rev. Bonds (New York University), Series 2018-A, 5.00% 2036	1,500	1,909
Dormitory Auth., Rev. Bonds (New York University), Series 2018-A, 5.00% 2038	2,000	2,542
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2014, 5.00% 2036	650	730
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2031[1]	500	578
Dormitory Auth., Rev. Bonds (School Dis. Rev. Bond Fncg. Program), Series 2016-E, BAM insured, 5.00% 2026	1,000	1,204
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2038	1,070	1,258
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2043	1,200	1,397
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2049	2,625	3,033
Dormitory Auth., State Personal Income Tax Rev. Bonds (Education), Series 2014-C, FHA insured, 5.00% 2024 (escrowed to maturity)	5,510	6,214
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2021	500	503
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2027	1,400	1,748
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2030	2,500	2,799
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2032	1,500	1,852
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2015-A, 5.00% 2034	4,390	5,100
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2035	17,005	21,329
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2036	2,000	2,568
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2037	5,695	6,981
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2037	1,685	2,155
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2038	6,000	7,212
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2038	4,695	5,741
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2039	1,775	2,129
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2039	1,000	1,211
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2040	12,475	14,932
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2040	6,135	7,791
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2018-A, 5.00% 2040	2,000	2,525
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2041	43,585	47,955
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2041	8,000	10,138
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2042	14,930	16,356
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2042	6,860	8,674
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2043	20,000	23,999
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2043	15,100	19,063
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2044	10,000	12,603
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2045	14,180	16,940
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2046	1,300	1,634
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2047	77,785	91,876
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2047	11,000	13,119
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2047	15,500	19,480
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2048	5,000	5,958
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2049	20,075	23,668
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2017-B, 5.00% 2033	4,000	4,953
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2034	10,000	12,663
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2038	3,690	4,131
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2040	1,035	1,302
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2045	1,480	1,850
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2048	1,200	1,519
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 4.00% 2041	1,250	1,409
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 5.00% 2046	1,925	2,289
County of Erie, Industrial Dev. Agcy., School Fac. Rev. Ref. Bonds (City School Dist. of the City of Buffalo Project), Series 2012-A, 5.00% 2025	1,000	1,036

American Funds Tax-Exempt Funds	159

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
County of Erie, Industrial Dev. Agcy., School Fac. Rev. Ref. Bonds (City School Dist. of the City of Buffalo Project), Series 2013-A, 5.00% 2026	$6,000	$6,496
County of Erie, Industrial Dev. Agcy., School Fac. Rev. Ref. Bonds (City School Dist. of the City of Buffalo Project), Series 2013-A, 5.00% 2027	3,000	3,247
Housing Fin. Agcy., 15 Hudson Yards Housing Rev. Bonds, Series 2020-A, 1.65% 2039	7,197	7,181
Housing Fin. Agcy., Affordable Housing Rev. Bonds, Series 2017-M, 3.65% 2042	1,250	1,349
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-I, 1.75% 2024	1,900	1,915
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-J, 0.75% 2025	5,000	5,021
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-2, 0.75% 2025	1,500	1,503
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 1.10% 2026	1,000	1,006
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-1, 1.65% 2030	1,135	1,157
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 2.60% 2034	2,260	2,384
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 2.00% 2035	1,060	1,070
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-1, 2.10% 2035	5,900	6,021
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-1, 2.10% 2035	4,100	4,184
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2017-D, 3.95% 2037	1,000	1,093
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)	3,140	3,149
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.25% 2047	5,530	5,550
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.75% 2047	3,075	3,088
Town of Huntington, Local Dev. Corp. Rev. Bonds (Gurwin Independent Housing, Inc. / Fountaingate Gardens Project), Series 2021-C, 3.00% 2025	1,725	1,806
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (4 World Trade Center Project), Series 2011, 5.00% 2031	3,500	3,547
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (4 World Trade Center Project), Series 2011, 5.00% 2044	4,000	4,050
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (7 World Trade Center Project), Series 2012, 5.00% 2043	4,000	4,111
Long Island Power Auth., Electric System General Rev. Bonds, Series 2021, 1.00% 2025	22,320	22,616
Long Island Power Auth., Electric System General Rev. Bonds, Series 2003-C, CIFG insured, 5.25% 2029	4,000	5,309
Long Island Power Auth., Electric System General Rev. Bonds, Series 2016-B, 5.00% 2032	6,000	7,279
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	47,600	47,758
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	18,500	18,562
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2034	5,000	6,430
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-A, 5.00% 2034	1,500	1,702
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2035	1,200	1,598
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2036	1,500	1,990
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2037	2,000	2,553
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2037	1,000	1,324
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2038	1,450	1,912
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2038	1,000	1,273
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-A, 5.00% 2039	3,995	4,518
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2039	2,465	3,134
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042	2,410	2,533
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042 (preref. 2022)	1,190	1,253
Metropolitan Transportation Auth., Dedicated Tax Fund Green Bonds, Series 2016-B-1, 5.00% 2036	5,000	6,009
Metropolitan Transportation Auth., Hudson Rail Yards Trust Obligations, Series 2016-A, 5.00% 2051	7,500	7,588
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2003-B, FGIC-National insured, 5.25% 2021	5,000	5,072
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2024	410	471
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-C-1, 5.00% 2035	6,000	7,000
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2035	1,625	1,865
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2011-D, 5.00% 2036 (preref. 2021)	6,900	6,997
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2036	2,830	3,247
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2040	1,000	1,144
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-A-3, (SIFMA Municipal Swap Index + 0.50%) 0.52% 2042 (put 2022)[2]	7,500	7,490
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2017-D, 4.00% 2042	13,360	15,429
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2044 (put 2022)[2]	7,500	7,468
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-B, 5.00% 2044	11,000	12,117
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2045	24,145	27,533
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	8,450	11,127
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-1, 5.00% 2027	1,065	1,277
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2017-A-1, 5.00% 2032	1,500	1,826
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-1, 5.00% 2043	3,000	3,839

160	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-C, Assured Guaranty Municipal insured, 4.00% 2045	$3,550	$4,203
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 4.75% 2045	12,900	15,940
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2021-A-1, 4.00% 2046	19,730	23,269
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2047	10,500	12,285
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2048	2,225	2,601
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-3, 4.00% 2049	22,760	26,551
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-B, 4.00% 2050	7,525	8,677
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.00% 2050	12,925	16,192
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-B, 5.00% 2052	3,930	4,846
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-A-1, BAM insured, 4.00% 2053	12,320	14,481
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.25% 2055	3,700	4,671
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-1, 5.25% 2056	2,500	2,950
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2011-C, 5.00% 2023	3,405	3,451
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2011-C, 5.00% 2023 (preref. 2021)	1,595	1,617
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-D, 5.00% 2024	8,000	8,481
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-C-1, 5.00% 2026	4,535	5,384
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-F, 5.00% 2027	2,230	2,641
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-C-1, 5.00% 2027	2,145	2,540
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-D, 5.00% 2027	1,510	1,842
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2014-A-2, 5.00% 2028 (preref. 2023)	3,000	3,337
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-D, 5.00% 2029	7,000	7,387
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-F, 5.00% 2030	10,000	10,552
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-D, 5.00% 2030	2,720	3,276
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-1, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	5,000	5,037
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	4,215	4,246
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-D, 5.00% 2032	3,105	3,276
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2017-D, 5.00% 2033	2,225	2,784
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2017-D, 5.00% 2035	4,885	6,085
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-B, 4.00% 2036	1,010	1,148
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2017-D, 4.00% 2046	3,975	4,565
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2024	4,330	4,977
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2025	4,500	5,349
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2026	10,000	12,256
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2026	1,000	1,225
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2028	8,695	11,078
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2029	2,805	3,529
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2030	1,000	1,256
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2030	1,000	1,223
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2031	1,000	1,254
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2032	2,920	3,858
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2033	1,000	1,251
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2034	2,500	2,939
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2034	2,335	2,915
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2035	5,000	5,865
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2036	3,000	3,511
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2038	1,000	1,164
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 4.00% 2045	2,090	2,452
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2019-A-2, 5.00% 2045	25,000	30,958
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2027	1,500	1,389
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2029	3,490	3,069
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2032	5,000	4,051
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Rochester General Hospital Project), Series 2020-A, 5.00% 2026	1,000	1,223
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 205, 4.00% 2040	1,385	1,496
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 48, 2.625% 2041	95	97
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	3,410	3,622
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	12,975	14,287

American Funds Tax-Exempt Funds	161

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	$5,190	$5,471
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	4,475	4,765
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 54, 4.00% 2047	9,340	10,053
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 208, 4.00% 2048	20,555	22,241
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 223, 3.50% 2049	2,985	3,204
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 227, 3.25% 2050	8,000	8,823
County of Nassau, G.O. General Improvement Bonds, Series 2016-B, 5.00% 2023	510	563
County of Nassau, G.O. General Improvement Bonds, Series 2017-B, 5.00% 2030	2,760	3,401
County of Nassau, G.O. General Improvement Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2035	2,250	2,829
County of Nassau, G.O. General Improvement Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2042	2,000	2,484
New York City G.O. Bonds, Series 2016-C, 5.00% 2021 (escrowed to maturity)	2,065	2,065
New York City G.O. Bonds, Series 2016-C, 5.00% 2021	1,435	1,435
New York City G.O. Bonds, Series 2013-H, 5.00% 2023	2,625	2,882
New York City G.O. Bonds, Series 2014-G, 5.00% 2023	2,500	2,745
New York City G.O. Bonds, Series 2012-G, 5.00% 2023 (preref. 2022)	1,045	1,079
New York City G.O. Bonds, Series 2013-J, 5.00% 2023	550	604
New York City G.O. Bonds, Series 2015-A, 5.00% 2024	5,500	6,295
New York City G.O. Bonds, Series 2018-A, 5.00% 2026	9,000	11,052
New York City G.O. Bonds, Series 2016-A, 5.00% 2026	8,000	9,496
New York City G.O. Bonds, Series 2017-C, 5.00% 2026	5,000	6,140
New York City G.O. Bonds, Series 2008-J-9, 5.00% 2026	2,800	3,438
New York City G.O. Bonds, Series 2018-C, 5.00% 2026	1,500	1,842
New York City G.O. Bonds, Series 2018-A, 5.00% 2027	1,500	1,894
New York City G.O. Bonds, Series 2017-C, 5.00% 2028	2,200	2,729
New York City G.O. Bonds, Series 2018-A, 5.00% 2028	2,000	2,524
New York City G.O. Bonds, Series 2015-C, 5.00% 2028	1,000	1,161
New York City G.O. Bonds, Series 2018-C, 5.00% 2029	4,800	6,113
New York City G.O. Bonds, Series 2015-C, 5.00% 2030	10,000	11,580
New York City G.O. Bonds, Series 2018-C, 5.00% 2030	8,075	10,240
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2030	3,460	4,672
New York City G.O. Bonds, Series 2015-D, 5.00% 2030	2,560	2,965
New York City G.O. Bonds, Series 2014-J, 5.00% 2030	2,000	2,276
New York City G.O. Bonds, Series 2017-A-1, 5.00% 2030	815	993
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2031	5,000	6,740
New York City G.O. Bonds, Series 2018-C, 5.00% 2031	3,620	4,570
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2031	2,000	2,696
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2032	6,365	8,504
New York City G.O. Bonds, Series 2015-C, 5.00% 2032	3,500	4,049
New York City G.O. Bonds, Series 2018-E-1, 5.00% 2032	2,575	3,253
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2032	2,000	2,687
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2032	1,500	1,844
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2033	2,000	2,676
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2033	1,130	1,475
New York City G.O. Bonds, Series 2019-E, 5.00% 2033	1,000	1,284
New York City G.O. Bonds, Series 2015-C, 5.00% 2033	1,000	1,156
New York City G.O. Bonds, Series 2019-E, 5.00% 2034	2,250	2,880
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2034	2,000	2,665
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2034	1,000	1,227
New York City G.O. Bonds, Series 2018-B-1, 5.00% 2035	2,950	3,668
New York City G.O. Bonds, Series 2006-J-2, Assured Guaranty Municipal insured, 0.18% 2036[2]	2,625	2,625
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2036	8,750	11,347
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2036	4,000	5,262
New York City G.O. Bonds, Series 2021-C, 4.00% 2037	2,620	3,193
New York City G.O. Bonds, Series 2018-E-1, 5.00% 2037	6,345	7,896
New York City G.O. Bonds, Series 2019-D-1, 5.00% 2037	5,000	6,356
New York City G.O. Bonds, Series 2013-F-1, 5.00% 2037 (preref. 2023)	2,970	3,202
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2037	2,500	3,058
New York City G.O. Bonds, Series 2018-F-1, 5.00% 2037	2,000	2,495
New York City G.O. Bonds, Series 2017-A-1, 5.00% 2037	2,000	2,423
New York City G.O. Bonds, Series 2013-F-1, 5.00% 2037	30	32
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2038	7,500	9,701

162	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2038	$7,500	$9,680
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2038	1,500	1,834
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2039	2,000	2,394
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2039	8,840	11,408
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2039	6,810	8,770
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2040	2,500	2,995
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2040	7,000	9,017
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2041	8,000	9,652
New York City G.O. Bonds, Series 2020-A-1, 5.00% 2041	12,400	15,860
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2041	1,500	1,831
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2042	7,605	9,072
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2042	6,000	7,678
New York City G.O. Bonds, Series 2017-B-1, 4.00% 2043	1,835	2,136
New York City G.O. Bonds, Series 2020-A-1, 5.00% 2043	10,000	12,722
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2043	5,000	6,383
New York City G.O. Bonds, Series 2021-F-1, 5.00% 2043	4,430	5,799
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2043	2,000	2,559
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2044	5,000	5,937
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	1,535	1,799
New York City G.O. Bonds, Series 2021-F-1, 4.00% 2047	1,755	2,107
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2050	38,370	45,262
New York City Health and Hospitals Corp., Health System Bonds, Series 2013-A, 5.00% 2022	1,125	1,154
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2029	4,245	5,537
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2030	2,710	3,612
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	5,260	5,344
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	4,980	5,012
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-1, 2.10% 2035	5,000	5,084
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-C-1, 3.55% 2042	8,000	8,554
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-A-1-A, 3.85% 2042	2,000	2,178
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	8,725	9,021
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-G-2-A, 2.00% 2057 (put 2021)	645	648
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	7,550	7,592
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	5,615	5,649
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-1, 2.10% 2036	6,000	6,092
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	6,715	6,746
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,267
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,297
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,325
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2031	1,125	1,520
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2032	500	624
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2033	500	563
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2046	7,125	7,690
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2034	3,150	3,524
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	9,800	11,574

American Funds Tax-Exempt Funds	163

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	$2,000	$2,306
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-CC-3, 5.00% 2032	10,000	13,798
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-EE, 5.00% 2033	4,560	5,667
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-EE, 5.00% 2037	3,000	3,712
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-EE, 5.00% 2040	5,000	6,255
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-2, 4.00% 2042	19,910	24,097
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-EE, 4.00% 2042	20,000	23,996
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-DD-3, 4.00% 2042	13,750	16,497
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-2, 4.00% 2042	3,335	4,036
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-BB-1, 5.00% 2046	12,670	15,527
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-DD, 5.00% 2047	6,000	7,354
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2013-BB, 5.00% 2047	5,000	5,335
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-CC-1, 5.00% 2048	8,000	9,814
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-DD-1, 5.00% 2048	1,500	1,868
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2019-DD-1, 5.00% 2049	9,000	11,380
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-DD-1, 4.00% 2050	17,800	21,129
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 4.00% 2050	9,735	11,556
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-1, 4.00% 2050	3,930	4,703
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-1, 4.00% 2050	2,250	2,693
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 5.00% 2050	16,310	20,959
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA, 5.00% 2050	3,000	3,900
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-CC-3, 4.00% 2051	3,500	4,201
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-CC-3, 5.00% 2051	25,000	32,765
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2016-S-1, 5.00% 2029	5,000	5,977
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2012-S-1-A, 5.00% 2032	6,400	6,418
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2013-S-1, 5.00% 2033	1,825	1,909
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-3, 5.00% 2037	10,000	12,685
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2034	4,000	5,097
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-3, 5.00% 2035	5,000	6,363
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-2, 5.00% 2034	4,000	5,097
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-1, 5.00% 2035	3,295	4,111
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2035	3,000	3,743
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2022-S-1-A, 4.00% 2037	9,000	11,164
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-1, 4.00% 2037	5,135	6,086
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2037	19,250	24,418
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-3, 5.00% 2038	4,000	5,068
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-3, 5.00% 2033	4,320	5,516
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2022-S-1-A, 4.00% 2040	2,000	2,459
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-1, 5.00% 2043	10,000	12,594
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-C, 5.00% 2027	5,000	5,876

164	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-F-1, 5.00% 2028	$1,500	$1,608
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-1, 5.00% 2031	5,000	5,801
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-C, 5.00% 2031	3,750	4,644
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 5.00% 2032	3,890	5,272
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-B-1, 5.00% 2033	10,000	12,470
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-1, 5.00% 2034	8,000	9,422
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2034	5,000	6,708
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-C-1, 5.00% 2034	5,000	6,472
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-F-1, 5.00% 2034	5,000	6,174
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 5.00% 2034	1,175	1,542
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2035	5,170	6,403
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-A-2, 5.00% 2035	10,000	12,441
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2035	6,000	7,646
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-1, 5.00% 2035	5,000	6,371
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-F-1, 5.00% 2035	5,000	6,172
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-A-1, 5.00% 2035	1,000	1,202
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2036	1,200	1,483
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-1, 5.00% 2036	4,000	4,701
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2036	2,000	2,664
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-F-1, 5.00% 2036	1,000	1,070
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A, 3.00% 2037	11,000	12,176
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-B-1, 4.00% 2037	2,800	3,184
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2037	1,000	1,227
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2037	5,000	6,636
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2037	3,000	3,808
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2037	2,000	2,663
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-1, 5.00% 2037	2,000	2,348
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2038	5,880	7,188
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2038	3,500	4,279
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2038	3,000	3,678
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2038	9,660	12,239
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A, 3.00% 2039	3,500	3,849
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2039	5,000	6,115
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2039	4,910	5,987
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2039	3,500	4,268
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 4.00% 2039	2,455	2,962
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2040	4,000	4,878
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2040	3,000	3,651
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2040	1,000	1,217
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-2, 5.00% 2040	53,000	67,898
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2041	8,815	10,713
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2041	1,000	1,214
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2041	5,000	6,580
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2042	3,000	3,636
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-3, 4.00% 2042	1,510	1,793
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-B-1, 4.00% 2042	1,350	1,564
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2042	1,500	1,886
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 4.00% 2043	10,000	11,966
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2043	7,000	8,444
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-3, 4.00% 2043	2,900	3,437
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-E-1, 5.00% 2043	2,500	3,041
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2045	20,135	24,124
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 4.00% 2045	6,500	7,788
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-B-1, 5.00% 2045	2,500	3,081
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2046	10,500	12,569
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2047	1,000	1,196
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 3.00% 2048	6,000	6,483
New York City Trust for Cultural Resources, Rev. Ref. Bonds (Lincoln Center for the Performing Arts, Inc.), Series 2020-A, 4.00% 2034	1,000	1,216
County of Onondaga, Trust for Cultural Resources, Rev. Bonds, Series 2019, 5.00% 2040	4,000	5,227
County of Onondaga, Trust for Cultural Resources, Rev. Bonds, Series 2019, 4.00% 2049	5,000	5,956
Port Auth., Consolidated Bonds, Series 212, 4.00% 2037	2,000	2,423
Port Auth., Consolidated Bonds, Series 212, 4.00% 2038	4,000	4,835

American Funds Tax-Exempt Funds	165

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Port Auth., Consolidated Bonds, Series 212, 4.00% 2039	$3,360	$4,052
Port Auth., Consolidated Bonds, Series 224, 4.00% 2046	3,000	3,608
Power Auth., Rev. Bonds, Series 2020-A, 4.00% 2055	91,210	108,943
Power Auth., Rev. Bonds, Series 2020-A, 4.00% 2060	37,790	44,967
Public Housing Capital Fund Rev. Trust II, Trust Certs., Series 2012, 4.50% 2022[1]	182	182
County of Rockland, G.O. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022	1,250	1,286
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 4.00% 2023	250	270
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 4.00% 2024	250	278
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 4.00% 2025	275	313
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2029	1,000	1,200
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-A, 5.00% 2029	180	216
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2034	1,000	1,185
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-A, 5.00% 2034	165	196
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2040	1,050	1,234
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-A, 5.00% 2040	175	206
County of Suffolk, G.O. Rev. Ref. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,195
Thruway Auth., General Rev. Bonds, Series 2020-N, 5.00% 2034	5,000	6,561
Thruway Auth., General Rev. Bonds, Series 2012-I, 5.00% 2042 (preref. 2022)	2,500	2,551
Thruway Auth., General Rev. Bonds, Series 2020-N, 4.00% 2045	5,000	5,929
Thruway Auth., General Rev. Bonds, Series 2020-N, 4.00% 2047	7,500	8,879
Thruway Auth., General Rev. Bonds, Series 2020-N, 3.00% 2050	1,005	1,080
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2032	5,000	5,964
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2037	7,000	8,425
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2038	11,260	13,523
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2039	4,000	4,793
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2041	3,500	4,147
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2045	4,000	4,726
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2046	8,500	10,000
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2051	1,600	1,872
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.25% 2056	3,250	3,854
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2028	1,500	1,905
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2029	2,000	2,544
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2030	1,700	2,149
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2044	10,000	11,996
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2047	20,000	23,812
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2056	40,000	47,210
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2022	850	905
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2034	2,985	3,969
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2036	5,700	7,550
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-A, 5.00% 2033	2,395	2,966
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-A, 5.00% 2034	960	1,188
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-A, 5.00% 2035	1,000	1,237
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2020-A, 5.00% 2049	18,000	23,432
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2021-A, 5.00% 2051	14,000	18,404
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2020-A, 5.00% 2054	9,750	12,641
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2021-A, 5.00% 2056	15,240	19,953
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2013-A, 5.00% 2023	2,500	2,700
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2005-B-4A, 0.413% 2032 (put 2024)[2]	5,400	5,402

166	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2017-B, 5.00% 2033	$3,000	$3,715
Triborough Bridge and Tunnel Auth., Payroll Mobility Tax Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2021-A-2, 2.00% 2045 (put 2024)	500	525
Triborough Bridge and Tunnel Auth., Rev. Ref. Bonds (MTA Bridges and Tunnels), Capital Appreciation Bonds, Series 2013-A, 0% 2032	3,095	2,536
City of Troy, Capital Resource Corp., Rev. Bonds (Rensselaer Polytechnic Institute Project), Series 2015, 5.00% 2027	800	950
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2032	1,750	2,307
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2033	1,250	1,642
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2034	1,750	2,292
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2035	1,250	1,635
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2039	1,500	1,942
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 4.00% 2040	1,750	2,097
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2024	4,000	4,511
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2028	750	903
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2029	1,000	1,203
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2030	3,500	4,199
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-C-2, 5.00% 2031	13,525	16,929
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2031	4,500	5,396
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-C-2, 5.00% 2034	7,500	9,345
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2034	5,000	5,601
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2034	1,000	1,226
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2035	1,990	2,377
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-C, 5.00% 2036	9,000	11,206
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2037	1,000	1,268
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2038	1,130	1,482
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2039	5,000	6,040
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2039	2,000	2,416
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2039	2,500	3,159
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2041	39,165	47,063
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2042	3,100	4,032
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2044	12,000	15,030
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2044	5,000	6,472
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2045	13,980	16,598
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2045	5,445	6,465
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 4.00% 2047	1,000	1,168
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2047	12,255	15,801
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2049	18,000	21,308
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2049	8,760	10,370
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2050	6,500	7,007
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2050	3,000	3,857
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 5.00% 2038	2,000	2,584
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 5.00% 2039	8,500	10,950
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 4.00% 2043	2,000	2,386
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 4.00% 2046	1,750	2,077
Utility Debt Securitization Auth., Restructuring Bonds, Series 2013-TE, 5.00% 2030	2,500	2,783
Utility Debt Securitization Auth., Restructuring Bonds, Series 2016-B, 5.00% 2034	1,000	1,211
Utility Debt Securitization Auth., Restructuring Bonds, Series 2016-B, 5.00% 2035	750	907
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2038	5,000	6,325
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2041	20,000	25,229
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe LP Project), Series 2021, 0.28% 2024 (put 2023)	12,985	12,998
		3,361,072

American Funds Tax-Exempt Funds	167

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina 1.04%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	$5,430	$5,432
Cape Fear Public Utility, Water and Sewer System Rev. Bonds, Series 2011, 5.00% 2036 (preref. 2021)	5,000	5,000
Capital Facs. Fin. Agcy., Rev. Ref. Bonds (Johnson & Wales University), Series 2013-A, 5.00% 2022	740	763
City of Charlotte, Water and Sewer System Rev. Ref. Bonds, Series 2020, 3.00% 2039	3,250	3,671
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	1,250	1,250
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, 6.00% 2022 (escrowed to maturity)	2,815	2,884
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, FGIC-National insured, 6.00% 2025 (escrowed to maturity)	8,225	9,806
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, National insured, 6.00% 2026 (escrowed to maturity)	2,500	3,100
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, 6.00% 2026 (escrowed to maturity)	1,990	2,478
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	3,110	3,112
Grant Anticipation Rev. Vehicle Bonds, Series 2015, 5.00% 2030	3,000	3,467
City of Greensboro, Combined Enterprise System Rev. Bonds, Series 2020-A, 4.00% 2045	4,500	5,445
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-D, 5.00% 2049 (put 2031)	2,400	3,316
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2018-A, 4.00% 2038	1,635	1,912
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2018-A, 4.00% 2039	1,390	1,622
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2018-A, 5.00% 2048 (put 2022)	9,000	9,248
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 44, 2.85% 2040	2,250	2,396
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	2,710	3,007
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 41, 4.00% 2050	4,360	4,822
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 39-B, 4.00% 2048	18,660	20,520
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	6,425	6,985
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	2,565	2,891
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	2,285	2,549
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 46-A, 3.00% 2051	10,000	11,022
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 5.00% 2040	1,425	1,761
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 4.00% 2045	1,000	1,158
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 4.00% 2050	1,000	1,155
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 5.00% 2050	6,500	7,904
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Pines at Davidson Project), Series 2019-A, 5.00% 2034	2,000	2,248
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Pines at Davidson Project), Series 2019-A, 5.00% 2038	1,000	1,120
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Pines at Davidson Project), Series 2019-A, 5.00% 2049	8,520	9,491
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Presbyterian Homes Obligated Group), Series 2016-C, 5.00% 2031	1,175	1,347
Medical Care Commission, Health Care Facs. Rev. Bonds (Novant Health Obligated Group), Series 2019-A, 4.00% 2049	7,000	8,278
Medical Care Commission, Health Care Facs. Rev. Ref. Bonds (WakeMed), Series 2012-A, 5.00% 2031	1,500	1,574
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 5.00% 2030	420	559
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 5.00% 2031	450	612
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 5.00% 2032	475	644
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 4.00% 2036	1,475	1,820
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Carolina Village Project), Series 2017-B, 5.00% 2047	4,000	4,196
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2038	1,840	2,159
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2044	5,000	5,809
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2049	5,300	6,128
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2034	1,000	1,154

168	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina (continued)
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2044	$2,000	$2,272
Turnpike Auth., Monroe Expressway System, Appropriation Rev. Ref. Bonds, Series 2021, 5.00% 2033	1,170	1,610
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2040	8,815	5,571
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2041	5,500	3,340
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2042	4,650	2,716
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2043	3,650	2,053
Turnpike Auth., Triangle Expressway System, Turnpike Rev. Bonds, Series 2019, Assured Guaranty Municipal insured, 4.00% 2055	9,820	11,485
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019-B, (1-month USD-LIBOR x 0.67 + 0.35%) 0.192% 2034 (put 2022)[2]	2,000	2,000
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.467% 2041 (put 2022)[2]	30,050	30,117
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019, 5.00% 2049	3,000	4,806
University of North Carolina at Chapel Hill, General Rev. Ref. Bonds, Series 2019-A, 0.192% 2041 (put 2022)[2]	50,000	50,004
		291,789

North Dakota 0.25%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	2,815	2,821
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-C, 3.15% 2036	905	949
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	2,810	3,026
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2014-A, 4.00% 2034	165	173
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	1,175	1,238
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	420	439
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-D, 4.00% 2046	2,925	3,107
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-A, 4.00% 2047	2,810	3,042
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-F, 4.00% 2048	5,095	5,567
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	2,245	2,447
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2018-A, 4.00% 2049	11,295	12,382
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	2,355	2,619
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, 3.75% 2050	5,720	6,340
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-C, 4.00% 2050	12,260	13,954
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	2,790	3,081
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2043	1,500	1,742
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2048	5,000	5,777
		68,704

Ohio 2.34%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-D, 2.875% 2026	4,525	4,845
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-A, 2.875% 2026	3,250	3,480
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2014-D, 1.90% 2026 (put 2024)	9,000	9,369
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (Ohio Valley Electric Corp. Project), Series 2019-A, 3.25% 2029	7,000	7,841
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Bonds (Akron General Health System), Series 2012, 3.80% 2027 (preref. 2022)	2,895	2,938
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. and Improvement Rev. Bonds (Summa Health Obligated Group), Series 2016, 5.25% 2041	2,980	3,580
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. Bonds (Summa Health Obligated Group), Series 2020, 4.00% 2036	1,000	1,211
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2028	3,360	4,365
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2040	11,800	14,188
County of Allen, Hospital Facs. Rev. Ref. and Improvement Bonds (Catholic Health Partners), Series 2012-A, 5.00% 2033 (preref. 2022)	16,000	16,591
American Municipal Power, Inc., Fremont Energy Center Project Rev. Bonds, Series 2012-B, 5.00% 2037	2,000	2,053
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2020-A-2, 5.00% 2036	3,420	4,447

American Funds Tax-Exempt Funds	169

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2020-A-2, 4.00% 2048	$4,500	$5,269
County of Butler, Hospital Facs. Rev. Bonds (UC Health), Series 2016, 5.00% 2045	10,385	12,342
County of Butler, Port Auth. Econ. Dev. Facs., Rev. Ref. Bonds (Community First Solutions), Series 2021-A, 4.00% 2046	500	586
County of Butler, Port Auth. Econ. Dev. Facs., Rev. Ref. Bonds (Community First Solutions), Series 2021-A, 4.00% 2051	1,000	1,166
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2027	3,200	3,977
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2027	1,000	1,249
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2028	750	960
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2028	650	829
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	455	594
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	305	400
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2036	1,545	2,073
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2038	1,000	1,335
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2039	1,000	1,331
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2040	1,110	1,475
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2041	750	994
City of Chillicothe, Hospital Facs. Rev. Ref. and Improvement Bonds (Adena Health System Obligated Group Project), Series 2017, 5.00% 2037	1,160	1,413
City of Chillicothe, Hospital Facs. Rev. Ref. and Improvement Bonds (Adena Health System Obligated Group Project), Series 2017, 5.00% 2047	4,495	5,469
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2011-A, 5.00% 2022	3,000	3,011
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2023	1,260	1,347
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	3,000	3,061
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2027	2,300	2,347
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	1,175	1,357
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	6,500	6,632
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2028	4,000	4,082
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	1,525	1,761
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2029	3,015	3,076
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	3,655	3,729
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	2,000	2,309
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2031	2,060	2,102
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,155
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2018-B, 5.00% 2048	5,000	6,204
City of Columbus, G.O. Bonds, Series 2012-A, 4.00% 2027 (preref. 2022)	1,500	1,561
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.25% 2047	5,000	5,899
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2052	6,750	7,834
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.50% 2052	7,970	9,504
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2057	2,500	2,896
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.00% 2035	2,540	2,655
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.00% 2035 (preref. 2022)	160	168
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	3,995	4,172
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	255	269
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2019-A, 5.00% 2035	1,000	1,310
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2019-A, 4.00% 2039	435	523
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047	15,625	19,190
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2049	2,800	3,309
G.O. Common Schools Bonds, Series 2013-B, 5.00% 2022	1,000	1,043
County of Gallia, Hospital Facs. Rev. Ref. and Improvement Bonds (Holzer Health System Obligated Group Project), Series 2012-A, 8.00% 2042 (preref. 2022)	2,200	2,352
County of Hamilton, Healthcare Facs. Rev. Bonds (Christ Hospital Project), Series 2012, 5.25% 2032 (preref. 2022)	7,225	7,533
County of Hamilton, Healthcare Facs. Rev. Bonds (Christ Hospital Project), Series 2012, 5.00% 2042 (preref. 2022)	4,030	4,193

170	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2031	$1,345	$1,541
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2051	14,325	15,938
County of Hamilton, Hospital Facs. Rev. Bonds (Cincinnati Children’s Hospital Medical Center), Series 2019-CC, 5.00% 2041	1,205	1,825
County of Hamilton, Hospital Facs. Rev. Bonds (Cincinnati Children’s Hospital Medical Center), Series 2019-CC, 5.00% 2049	3,035	4,813
County of Hamilton, Hospital Facs. Rev. Bonds (UC Health), Series 2020, 5.00% 2050	33,570	42,148
County of Hamilton, Sales Tax Rev. Ref. and Improvement Bonds, Capital Appreciation Bonds, Series 2000-B, AMBAC insured, 0% 2027	6,180	5,731
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2032	1,095	1,402
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2038	2,265	2,857
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2045	4,490	5,572
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2030	1,090	1,373
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2032	1,000	1,257
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2034	1,040	1,303
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2036	1,000	1,249
Higher Educational Facs. Auth., Rev. Ref. Bonds (Case Western Reserve University Project), Series 2019-A, (1-month USD-LIBOR x 0.70 + 0.42%) 0.49% 2044 (put 2022)[2]	23,310	23,318
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2028[1]	3,330	3,749
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2033[1]	2,000	2,198
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2048[1]	13,825	14,813
Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2016-A, 5.00% 2032	4,000	4,720
Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2016-A, 5.00% 2035	1,990	2,342
Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2016-A, 5.00% 2046	10,250	11,977
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2030	2,500	3,296
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2031	2,175	2,926
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2017-A, 5.00% 2031	1,700	2,152
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2032	1,575	2,158
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2033	4,825	6,592
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2017-A, 5.00% 2033	5,025	6,341
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2034	6,925	9,443
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2012-A, 5.00% 2038 (preref. 2022)	5,000	5,102
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	2,700	2,706
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-K, 3.50% 2046	795	852
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-D, 4.00% 2047	9,430	10,122
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-A, 4.50% 2047	5,400	5,911
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	10,005	10,829
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	13,055	14,604
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-B, 3.25% 2050	1,325	1,463
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	7,575	8,508
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-B, 4.50% 2050	7,870	8,854
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-A, 3.00% 2052	21,000	23,157
County of Licking, Health Care Facs. Rev. Ref. Bonds (Kendal Granville), Series 2015-A, 6.00% 2050	1,500	1,109
County of Lucas, Hospital Rev. Bonds (Promedica Healthcare Obligated Group), Series 2018-A, 5.25% 2048	14,750	18,107
County of Lucas, Hospital Rev. Ref. Bonds (Promedica Healthcare Obligated Group), Series 2011-D, 5.00% 2025 (preref. 2021)	1,780	1,805
Major New State Infrastructure Project Rev. Bonds, Series 2012-1, 5.00% 2021	1,750	1,782

American Funds Tax-Exempt Funds	171

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2027	$1,250	$1,595
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2030	1,780	2,432
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2031	4,375	6,106
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2031	1,635	2,282
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2032	1,700	2,416
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2033	3,200	3,381
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2044	1,500	1,575
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2048	3,000	3,146
North East Ohio Regional Sewer Dist., Wastewater Improvement Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2031 (preref. 2024)	1,200	1,390
Northwest Local School Dist., School Improvement Unlimited Tax G.O. Bonds, Series 2015, 5.00% 2040 (preref. 2023)	2,015	2,242
Ohio University, General Receipts Bonds, Series 2017-A, 5.00% 2033	1,000	1,223
Port Auth., Gas Supply Rev. Ref. Bonds, Series 2019, 5.00% 2049 (put 2025)	3,000	3,454
Public Facs. Commission, Higher Education G.O. Rev. Ref. Bonds, Series 2017-C, 5.00% 2027	2,500	3,159
Public Housing Capital Fund Rev. Trust II, Trust Certs., Series 2012, 5.00% 2022[1]	332	332
County of Ross, Hospital Facs. Rev. Ref. and Improvement Bonds (Adena Health System Obligated Group), Series 2019, 5.00% 2039	4,000	5,069
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 6.00% 2042	2,000	2,094
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2048 (preref. 2023)	3,750	4,031
Turnpike and Infrastructure Commission, Rev. Ref. Bonds, Series 2010-A, 5.25% 2027	2,500	3,146
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2031	12,080	15,151
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2032	6,690	8,367
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2033	19,230	23,993
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 4.00% 2038	1,775	2,068
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds, Capital Appreciation Bonds, Series 2018-A, 0% 2041	2,665	1,731
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds, Capital Appreciation Bonds, Series 2018-A, 0% 2042	3,500	2,208
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds, Capital Appreciation Bonds, Series 2018-A, 0% 2043	2,340	1,436
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2033	875	1,028
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2014, 5.00% 2033	375	414
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2013-A, 5.75% 2033	1,000	1,086
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2034	1,000	1,173
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2014, 5.00% 2034	505	557
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2035	1,000	1,171
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2036	580	678
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2040	1,930	2,244
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2040	5,000	6,582
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2050	5,000	6,453
		656,312

Oklahoma 0.23%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2022	4,500	4,702
Dev. Fin. Auth., Health System Rev. Bonds (OU Medicine Project), Series 2018-B, 5.50% 2057	2,000	2,480
Grand River Dam Auth., Rev. Bonds, Series 2017, 5.00% 2036	2,000	2,461
Grand River Dam Auth., Rev. Bonds, Series 2017, 5.00% 2039	3,530	4,322
Grand River Dam Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	5,500	6,770

172	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oklahoma (continued)
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2012-A, 5.00% 2043	$65	$66
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2019-A, 4.00% 2049	4,290	4,776
Municipal Power Auth., Power Supply System Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	1,300	1,542
Municipal Power Auth., Power Supply System Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	1,000	1,184
Municipal Power Auth., Power Supply System Rev. Ref. Bonds, Series 2016-A, 5.00% 2047	3,070	3,581
Norman Regional Hospital Auth., Hospital Rev. Bonds (Norman Regional Hospital Auth. Obligated Group), Series 2019, 4.00% 2045	5,260	6,042
Norman Regional Hospital Auth., Hospital Rev. Bonds (Norman Regional Hospital Auth. Obligated Group), Series 2019, 5.00% 2045	5,000	6,233
Norman Regional Hospital Auth., Hospital Rev. Ref. Bonds, Series 2016, 5.00% 2031	1,030	1,227
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	1,200	1,474
Turnpike Auth., Turnpike System Rev. Bonds, Series 2017-C, 5.00% 2047	3,745	4,517
Turnpike Auth., Turnpike System Rev. Bonds, Series 2018-A, 4.00% 2048	10,600	12,193
		63,570

Oregon 0.32%
County of Deschutes, Hospital Fac. Auth., Hospital Rev. Bonds (St. Charles Health System, Inc.), Series 2016-A, 5.00% 2048	1,650	1,919
Facs. Auth., Rev. Bonds (University of Portland Projects), Series 2015-A, 4.00% 2040	2,480	2,732
Facs. Auth., Rev. Bonds (University of Portland Projects), Series 2015-A, 5.00% 2045	3,305	3,786
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2029	300	388
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2030	300	393
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2035	275	354
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2040	1,750	2,212
G.O. Bonds, Series 2017-C, 5.00% 2029	5,000	6,253
G.O. Bonds, Series 2017-C, 5.00% 2033	5,000	6,200
G.O. Bonds (Veteran’s Welfare Bonds Series 96), Series 2015-Q, 4.00% 2045	5,080	5,440
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2017-Q, 3.50% 2047	5,090	5,483
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	1,595	1,597
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2016-A, 4.00% 2047	5,545	5,930
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	3,355	3,640
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-D, 3.50% 2048	8,585	9,227
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-A, 4.50% 2049	2,470	2,711
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-C, 4.50% 2049	1,685	1,861
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-D, 4.75% 2050	2,950	3,300
City of Klamath Falls, Intercommunity Hospital Auth., Rev. Ref. Bonds (Sky Lakes Medical Center Project), Series 2016, 5.00% 2046	1,230	1,455
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.375% 2045	2,000	2,100
Port of Portland, Portland International Airport Passenger Fac. Charge Rev. Bonds, Series 2011-A, 5.50% 2031	3,000	3,043
Port of Portland, Portland International Airport Rev. Bonds, Series 23, 5.00% 2027	1,675	1,975
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-B, 5.00% 2037	1,000	1,316
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-B, 5.00% 2040	1,000	1,307
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2024	210	235
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2025	230	266
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2026	225	267
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2027	125	150
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2053	1,500	1,726
City of Salem, Hospital Fac. Auth., Rev. Ref. Bonds (Capital Manor Project), Series 2012, 6.00% 2042	1,000	1,033
City of Salem, Hospital Fac. Auth., Rev. Ref. Bonds (Capital Manor Project), Series 2012, 6.00% 2047	1,250	1,290

American Funds Tax-Exempt Funds	173

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oregon (continued)
Tri-County Metropolitan Transportation Dist., Capital Grant Receipt Rev. Bonds, Series 2018-A, 5.00% 2029	$2,435	$3,052
Tri-County Metropolitan Transportation Dist., Capital Grant Receipt Rev. Bonds, Series 2018-A, 5.00% 2030	2,075	2,586
Tri-County Metropolitan Transportation Dist., Capital Grant Receipt Rev. Bonds, Series 2018-A, 5.00% 2031	3,050	3,788
		89,015

Pennsylvania 4.39%
County of Allegheny, Airport Auth., Airport Rev. Bonds, Series 2014-A, 5.00% 2032 (preref. 2025)	1,000	1,166
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2032	4,350	5,437
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2033	3,500	4,364
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2047	5,390	6,559
County of Allegheny, Hospital Dev. Auth., Rev. Bonds (University of Pittsburgh Medical Center Issue), Series 2007-A-1, (3-month USD-LIBOR x 0.67 + 0.82%) 0.937% 2037[2]	9,775	9,788
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 4.00% 2035	6,100	7,326
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 4.00% 2036	5,000	5,989
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 4.00% 2037	7,185	8,590
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2020-A, 4.00% 2033	250	312
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2018, 4.00% 2035	1,000	1,179
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2018, 4.00% 2036	1,250	1,470
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2018, 4.00% 2038	2,000	2,343
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2020-B, 4.00% 2050	2,000	2,411
Allentown City School Dist., Unlimited Tax G.O. Bonds, Series 2018, BAM insured, 5.00% 2028	2,565	3,226
Allentown City School Dist., Unlimited Tax G.O. Bonds, Series 2018, BAM insured, 5.00% 2029	2,995	3,785
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2035	2,000	2,249
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2047	11,750	13,016
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-C, 5.00% 2037	750	839
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-A, 5.00% 2047	600	699
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-C, 5.00% 2047	100	111
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2018, 5.00% 2048	1,000	1,128
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2022	500	507
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2023	1,370	1,428
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2024	450	483
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2026	1,000	1,122
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 4.00% 2046	680	785
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2054	8,400	10,436
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2023	135	148
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2025	250	292
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2027	760	879
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2030	515	590
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2031	660	755
County of Bucks, Industrial Dev. Auth., Rev. Bonds (St. Luke’s University Health Network Project), Series 2019, 4.00% 2044	2,480	2,862
County of Chester, Health and Education Facs. Auth., Health System Rev. Bonds (Main Line Health System), Series 2017-A, 4.00% 2042	5,000	5,782
County of Cumberland, Municipal Auth., Rev. Bonds (Penn State Health), Series 2019, 4.00% 2044	15,155	17,740
County of Cumberland, Municipal Auth., Rev. Bonds (Penn State Health), Series 2019, 4.00% 2049	20,940	24,394
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 3.00% 2022	405	408
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 3.00% 2023	855	871
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2017, 5.00% 2031	2,050	2,543
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2017, 5.00% 2032	55	68
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2017, 5.00% 2036	1,000	1,229
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2012-A, 5.00% 2024 (preref. 2022)	1,000	1,045
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2015, 5.00% 2031	350	414

174	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Delaware River Port Auth., Rev. Bonds, Series 2018-A, 5.00% 2031	$1,000	$1,297
Delaware River Port Auth., Rev. Bonds, Series 2018-A, 5.00% 2032	1,250	1,616
Delaware Valley Regional Fin. Auth., Local Government Rev. Bonds, Series 2007-C, (3-month USD-LIBOR x 0.67 + 0.75%) 0.84% 2037[2]	7,500	7,261
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2041	4,265	4,884
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2046	1,630	1,856
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2019-A, 5.00% 2049	500	601
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004-A, 2.15% 2021	2,175	2,186
Econ. Dev. Fncg. Auth., UPMC Rev. Bonds, Series 2021-A, 4.00% 2051	1,750	2,094
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-C, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,286
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-C, Assured Guaranty Municipal insured, 5.00% 2030	500	647
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	425	550
Fncg. Auth., Rev. Bonds, Series 2013-A-2, 5.00% 2026 (preref. 2022)	1,030	1,072
Fncg. Auth., Rev. Bonds, Series 2013-A-1, 5.00% 2033 (preref. 2022)	4,000	4,164
Fncg. Auth., Rev. Bonds, Series 2013-B, 5.00% 2036 (preref. 2022)	1,525	1,587
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2024	3,000	3,395
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2025	2,500	2,931
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2026	2,000	2,421
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2027	3,000	3,736
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2028	3,000	3,830
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2029	4,000	5,063
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2030	4,000	5,028
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2031	3,500	4,382
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2032	3,000	3,746
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2033	3,000	3,732
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2034	3,000	3,721
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2035	495	613
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2022	290	303
G.O. Rev. Ref. Bonds, Series 2019-1, 5.00% 2022	25,000	26,169
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.62% 2049 (put 2024)[2]	13,240	13,329
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 4.00% 2035	7,000	8,146
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 4.00% 2036	8,500	9,873
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 5.00% 2042	19,000	23,419
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 4.00% 2049	17,235	20,264
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 5.00% 2034	1,340	1,740
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 4.00% 2037	1,525	1,793
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 4.00% 2039	1,450	1,693
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 4.00% 2042	2,015	2,335
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 4.00% 2043	2,720	3,311
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 5.00% 2044	2,500	3,308
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2012, 5.00% 2030 (preref. 2022)	1,000	1,057
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2011, 6.25% 2043 (preref. 2021)	690	697
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2012, 5.00% 2044 (preref. 2022)	3,005	3,175
Higher Educational Facs. Auth., Rev. Bonds (Thomas Jefferson University), Series 2015-A, 5.25% 2050	2,300	2,647
Higher Educational Facs. Auth., Rev. Bonds (Trustees of the University of Pennsylvania), Series 2017-A, 5.00% 2033	1,675	2,056

American Funds Tax-Exempt Funds	175

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Higher Educational Facs. Auth., Rev. Ref. Bonds, Series 2015-AQ, 5.00% 2024	$3,900	$4,425
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 2.80% 2031	5,000	5,270
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-121, 2.80% 2031	3,320	3,499
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-124-B, 3.20% 2032	6,000	6,443
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-131-A, 2.75% 2034	7,000	7,593
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-B, 3.50% 2034	6,500	7,129
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-B, 3.85% 2038	1,615	1,787
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-119, 3.50% 2041	5,555	5,801
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-125-B, 3.65% 2042	7,500	8,086
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-121, 3.50% 2046	8,055	8,495
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 3.50% 2046	4,820	5,072
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	945	1,015
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-125-B, 3.70% 2047	2,390	2,569
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2018-126-A, 4.00% 2048	15,395	16,712
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	3,585	3,902
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Country Commons Apartments), Series 2018, 3.60% 2035	6,277	7,128
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	9,335	9,344
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2044	15,000	19,034
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 4.00% 2049	9,435	11,024
County of Lehigh, General Purpose Auth., Hospital Rev. Ref. Bonds (Lehigh Valley Health Network), Series 2016-A, 4.00% 2035	20,470	23,250
County of Lehigh, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2016-B, 1.80% 2027 (put 2022)	8,350	8,481
County of Lehigh, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2016-A, 1.80% 2029 (put 2022)	9,900	10,062
City of Monroeville, Fin. Auth., UPMC Rev. Bonds, Series 2012, 5.00% 2029	3,000	3,153
County of Montgomery, Higher Education and Health Auth., Hospital Rev. Bonds (Abington Memorial Hospital Obligated Group), Series 2012-A, 5.00% 2031 (preref. 2022)	3,950	4,108
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2019, 4.00% 2038	1,000	1,183
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2019, 4.00% 2039	1,000	1,180
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2019, 4.00% 2044	2,500	2,921
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2018-C, 0.74% 2051 (put 2023)[2]	8,600	8,600
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.00% 2024	800	889
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2026	1,000	1,157
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2027	1,750	2,017
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2028	2,700	3,101
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2030	1,000	1,142
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2031	5,000	5,699
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2036	5,500	6,230
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2045	6,830	7,736
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2046	2,640	2,990
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2033	8,155	9,746
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2036	19,150	22,681

176	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2024 (preref. 2022)	$2,500	$2,597
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2026 (preref. 2022)	3,000	3,117
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Foulkeways at Gwynedd Project), Series 2016, 5.00% 2046	1,325	1,479
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-C, 5.00% 2045	1,990	2,435
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 4.00% 2022	145	152
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 4.00% 2024	100	112
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 5.00% 2044	850	992
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 5.00% 2049	3,595	4,181
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2014-B, (1-month USD-LIBOR x 0.67 + 1.07%) 1.134% 2028 (put 2024)[2]	10,500	10,634
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2017-A-2, 5.00% 2039	4,000	4,813
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2017-A-2, 5.00% 2045	13,400	16,025
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2016-A, 4.00% 2040	2,915	3,288
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-A, 5.00% 2043	1,000	1,237
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2016-A, 5.00% 2046	4,000	4,738
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.11% 2048 (put 2022)[2]	3,650	3,672
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-A, 5.00% 2048	1,000	1,230
Pennsylvania State University, G.O. Bonds, Series 2016-A, 5.00% 2032	1,000	1,217
Pennsylvania State University, G.O. Bonds, Series 2016-A, 5.00% 2034	1,000	1,212
Pennsylvania State University, G.O. Bonds, Series 2020-A, 5.00% 2038	2,775	3,631
Pennsylvania State University, G.O. Bonds, Series 2020-A, 5.00% 2039	2,330	3,042
Pennsylvania State University, G.O. Bonds, Series 2020-A, 5.00% 2040	1,250	1,629
Pennsylvania State University, G.O. Bonds, Series 2020-A, 4.00% 2050	7,000	8,300
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2028	2,000	2,349
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2031	1,000	1,174
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2032	2,000	2,346
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2034	1,000	1,170
City of Philadelphia, Gas Works Rev. Ref. Bonds, Fourteenth Series, 5.00% 2031	1,500	1,819
City of Philadelphia, Gas Works Rev. Ref. Bonds, Fourteenth Series, 5.00% 2033	2,750	3,329
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2028	1,000	1,209
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2036	1,000	1,043
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2042	12,600	13,126
City of Philadelphia, Industrial Dev. Auth., Hospital Rev. Bonds (Children’s Hospital of Philadelphia Project), Series 2017, 4.00% 2035	2,500	2,916
City of Philadelphia, Industrial Dev. Auth., Hospital Rev. Bonds (Children’s Hospital of Philadelphia Project), Series 2017, 4.00% 2037	4,000	4,649
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2027	5,625	6,522
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2028	1,000	1,160
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2029	2,620	3,041
City of Philadelphia, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	3,000	3,883
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.00% 2034	3,915	4,917
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.00% 2037	2,000	2,502
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.00% 2052	4,000	4,885
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.25% 2052	3,000	3,708
City of Philadelphia, Water and Wastewater Rev. Ref. Bonds, Series 2017-B, 5.00% 2029	3,475	4,403
City of Philadelphia, Water and Wastewater Rev. Ref. Bonds, Series 2017-B, 5.00% 2030	5,900	7,437
City of Philadelphia, Water and Wastewater Rev. Ref. Bonds, Series 2017-B, 5.00% 2031	3,560	4,474
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2024	1,185	1,353

American Funds Tax-Exempt Funds	177

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2025	$500	$592
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2027	3,910	4,772
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2028	14,505	17,639
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2029	16,620	20,146
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2029	1,250	1,604
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2030	2,000	2,618
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2030	1,990	2,410
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2031	1,600	2,038
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2032	1,000	1,271
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2034	1,750	2,208
Philadelphia School Dist., G.O. Bonds, Series 2015-A, 5.00% 2035	1,400	1,642
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2035	1,000	1,258
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2036	3,500	4,206
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2037	3,700	4,431
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2037	1,850	2,314
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2038	4,270	5,107
Philadelphia School Dist., G.O. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,249
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2039	1,800	2,148
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2044	15,000	18,997
Philadelphia School Dist., G.O. Green Bonds, Series 2019-B, 5.00% 2029	1,500	1,978
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2011-C, 5.00% 2021	2,200	2,208
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2015-D, 5.00% 2022	3,750	3,944
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2023	2,500	2,744
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2016-F, 5.00% 2027	500	610
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2007-A, FGIC-National insured, 5.00% 2034	17,000	24,833
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2032	2,000	2,785
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2033	1,250	1,778
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2017-C, Assured Guaranty Municipal insured, 0.67% 2040 (put 2023)[2]	4,000	4,036
Public School Building Auth., School Lease Rev. Bonds (Philadelphia School Dist. Project), Series 2012, 5.00% 2026	1,000	1,033
Public School Building Auth., School Lease Rev. Bonds (Philadelphia School Dist. Project), Series 2012, 5.00% 2027	1,000	1,033
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2006-B, Assured Guaranty Municipal insured, 5.00% 2027	9,820	12,033
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	12,000	14,684
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2033	6,000	7,314
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2037	1,750	2,123
Borough of Sayre, Health Care Facs. Auth., Rev. Bonds (Guthrie Health Issue), Series 2007, (3-month USD-LIBOR + 0.78%) 0.87% 2024[2]	11,170	11,191
Borough of Sayre, Health Care Facs. Auth., Rev. Bonds (Guthrie Health Issue), Series 2007, (3-month USD-LIBOR + 0.83%) 0.92% 2031[2]	4,520	4,510
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2032	1,000	1,238
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2033	800	990
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-B, 4.00% 2033	14,950	15,408
Transportation Auth., Capital Grant Receipts Rev. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2020, 5.00% 2031	1,125	1,495
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2042 (preref. 2022)	1,000	1,066
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2032	1,000	1,257
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-B-2, Assured Guaranty Municipal insured, 5.00% 2033	17,230	21,245
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2033	1,500	1,883
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-B-2, Assured Guaranty Municipal insured, 5.00% 2034	6,995	8,610
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2034	2,000	2,415
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2035	3,500	4,222
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2036	3,250	3,920
Turnpike Commission, Turnpike Rev. Bonds, Series 2014-C, 5.00% 2039	6,000	6,895
Turnpike Commission, Turnpike Rev. Bonds, Series 2020-B, 5.00% 2040	1,000	1,320
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2041	6,800	8,149
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 4.00% 2042	6,250	7,567

178	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2042	$6,500	$8,025
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 4.00% 2043	7,630	9,212
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2043	1,660	1,980
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2044	2,075	2,470
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2044	22,450	28,849
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2044	2,500	3,203
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2045	2,280	2,707
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2046	2,490	2,954
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2046	20,960	25,045
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2046	11,000	14,378
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2047	12,220	14,933
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2049	28,265	36,148
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2050	9,000	10,628
Township of West Cornwall, Municipal Auth., Healthcare Facs. Rev. Bonds (Lebanon Valley Brethren Home Project), Series 2021-A, 4.00% 2036	365	433
Township of West Cornwall, Municipal Auth., Healthcare Facs. Rev. Bonds (Lebanon Valley Brethren Home Project), Series 2021-A, 4.00% 2041	370	435
Township of West Cornwall, Municipal Auth., Healthcare Facs. Rev. Bonds (Lebanon Valley Brethren Home Project), Series 2021-A, 4.00% 2046	525	611
County of Westmoreland, Municipal Auth., Municipal Service Rev. Bonds, Series 2016, BAM insured, 5.00% 2042	5,000	5,814
		1,230,576

Puerto Rico 0.63%
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.00% 2033	12,045	12,565
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.125% 2037	790	825
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.75% 2037	5,000	5,250
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.25% 2042	7,845	8,202
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2035[1]	5,500	6,808
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2047[1]	1,000	1,210
Electric Power Auth., Power Rev. Ref. Bonds, Series 2007-UU, Assured Guaranty Municipal insured, (3-month USD-LIBOR x 0.67 + 0.52%) 0.617% 2029[2]	18,230	17,033
Highways and Transportation Auth., Highway Rev. Ref. Bonds, Series 2003-AA-1, Assured Guaranty Municipal insured, 4.95% 2026	490	501
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2022	2,275	2,382
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2031	1,390	1,447
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2025	990	994
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.375% 2031	1,870	1,887
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2004, National insured, 4.50% 2029	1,280	1,284
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2029	2,100	2,653
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2039	2,400	2,943
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2011-A, 6.00% 2033	8,255	8,280
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)	3,840	4,831
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)[3]	45	57
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2047[2]	5,690	1,863
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2054[2]	9,298	2,158
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.329% 2040	15,071	17,165
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.784% 2058	5,000	5,774
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2018-A-1, 5.00% 2058	18,175	21,238
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2024	132	127
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2027	250	229
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2029	243	213
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2031	314	254

American Funds Tax-Exempt Funds	179

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Puerto Rico (continued)
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2046	$5,894	$1,983
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	165,787	40,356
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2023	4,600	4,577
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2026	1,250	1,234
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2030	5	5
		176,328

Rhode Island 0.31%
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2032	640	768
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2034	1,505	1,801
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2036	500	598
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2037	250	299
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2041	2,130	2,560
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2046	10,010	11,930
Commerce Corp., Grant Anticipation Bonds (Dept. of Transportation), Series 2016-B, 5.00% 2029	3,000	3,620
Commerce Corp., Grant Anticipation Rev. Ref. Bonds (Dept. of Transportation), Series 2016-A, 5.00% 2023	1,000	1,090
Commerce Corp., Grant Anticipation Rev. Ref. Bonds (Dept. of Transportation), Series 2016-A, 5.00% 2024	2,250	2,555
Depositors Econ. Protection Corp., Special Obligation Rev. Ref. Bonds, Series 1993-A, 5.75% 2021 (escrowed to maturity)	2,715	2,715
Depositors Econ. Protection Corp., Special Obligation Rev. Ref. Bonds, Series 1993-A, 5.75% 2021 (escrowed to maturity)	1,210	1,210
Econ. Dev. Corp., Airport Rev. Ref. Bonds, Series 2013-B, 5.00% 2022	1,600	1,668
Econ. Dev. Corp., Airport Rev. Ref. Bonds, Series 2013-B, 5.00% 2023	2,990	3,251
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2031	2,200	2,535
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2036	2,000	2,290
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2025	5,500	6,357
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2032	2,845	3,304
Health and Educational Building Corp., Providence Public Schools Rev. Bond Fncg. Program, Rev. Ref. Bonds (Providence Public Buildings Auth. Issue), Series 2015, Assured Guaranty Municipal insured, 5.00% 2026	4,000	4,687
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	1,220	1,258
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 69-B, 4.00% 2048	7,480	8,255
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 74, 3.00% 2049	7,800	8,598
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 71, 3.75% 2049	8,930	9,875
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 70, 4.00% 2049	5,240	5,798
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	540	541
		87,563

South Carolina 1.59%
Connector 2000 Association, Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2042	2,471	641
Fort Mill School Dist., G.O. Bonds, Series 2013-A, 4.00% 2028 (preref. 2023)	1,475	1,567
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 2.65% 2035	1,220	1,310
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	1,210	1,311
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	1,430	1,587
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2019-B, 3.75% 2050	13,490	15,177
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	1,235	1,400
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	2,905	3,159
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2014-A-1, 4.00% 2041	565	598
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 4.00% 2034	605	678
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2044	1,280	1,483
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 4.00% 2049	620	684
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2049	4,030	4,650
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 4.00% 2054	1,165	1,279

180	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2054	$3,500	$4,028
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Custodial Receipts), Series 2018, 5.00% 2036 (preref. 2026)[1,3]	19,500	23,704
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2026[1]	1,640	1,796
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2036[1]	2,500	2,811
Jobs-Econ. Dev. Auth., Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2044	18,500	21,979
Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-A, 5.00% 2043	8,020	9,842
Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-A, 5.00% 2048	31,000	37,846
Jobs-Econ. Dev. Auth., Lease Rev. Bonds (SPE Fayssoux Properties, LLC Project), Series 2016-A, 5.25% 2033	1,450	1,697
Jobs-Econ. Dev. Auth., Retirement Community Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2018-C, 5.00% 2047	1,090	1,268
Lexington County Health Services Dist., Inc., Hospital Rev. Bonds, Series 2016, 5.00% 2041	5,000	5,868
Lexington County Health Services Dist., Inc., Hospital Rev. Ref. Bonds, Series 2011, 5.00% 2021	1,125	1,138
City of Myrtle Beach, Tax Increment Rev. Ref. Bonds (Myrtle Beach Air Force Base Redev. Project Area), Series 2016, 5.00% 2028	1,210	1,457
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	11,000	11,932
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-C, 5.00% 2021	1,000	1,016
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2025	2,500	2,880
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2031	1,130	1,289
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2034	900	1,096
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2035	6,965	8,332
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2035	1,090	1,326
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2036	13,800	16,507
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	6,675	6,776
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2036	1,885	2,290
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2037	500	607
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2041	20,000	24,172
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2043 (preref. 2022)	10,795	11,237
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2046	1,440	1,643
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-E, 5.00% 2048	4,055	4,479
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.00% 2049	11,260	12,612
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2050	22,690	26,194
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-E, 5.50% 2053	9,215	10,263
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.50% 2054	12,845	14,543
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2055	14,265	16,439
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-E, 5.25% 2055	27,025	31,958
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2056	2,930	3,510
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2026	820	957
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	8,190	9,548
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2028	2,730	3,344
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-A, 5.00% 2029	2,395	2,883
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2029	100	116
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2030	3,010	3,677
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-A, 5.00% 2031	2,620	3,145
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2034	5,960	7,138
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2034	3,625	4,414
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-C, 5.00% 2034	1,020	1,163
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2035	4,270	5,193
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2013-B, 5.00% 2038	5,715	6,309
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-B, 5.00% 2038	3,990	4,469
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2013-B, 5.125% 2043	5,020	5,561
Renewable Water Resources, Sewer System Rev. Ref. Bonds, Series 2012, 5.00% 2025 (preref. 2022)	1,015	1,036
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2012-B, 5.00% 2024 (preref. 2022)	1,000	1,057
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (preref. 2021)[2]	15,830	15,839
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (put 2022)[2]	155	155
University of South Carolina, Higher Education Rev. Bonds (Campus Village Project), Series 2021-A, 5.00% 2040	6,740	8,907
		444,970

American Funds Tax-Exempt Funds	181

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Dakota 0.45%
Health and Educational Facs. Auth., Rev. Bonds (Monument Health), Series 2020-A, 4.00% 2050	$3,000	$3,505
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-B, 5.00% 2025	600	691
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-B, 5.00% 2026	700	805
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-A, 4.00% 2034	26,000	28,073
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2015, 4.00% 2040	1,750	1,942
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-B, 5.00% 2044	1,750	1,988
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2015, 5.00% 2045	5,900	6,869
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2017-D, 3.10% 2032	6,900	7,445
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	1,285	1,345
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2015-D, 4.00% 2045	3,590	3,818
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	7,065	7,499
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-B, 3.50% 2046	4,870	5,160
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2017-D, 4.00% 2047	4,870	5,283
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-A, 4.00% 2048	14,470	15,789
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	6,405	7,067
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-A, 3.75% 2050	9,780	10,875
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	8,185	9,058
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-C, 3.50% 2051	8,935	9,966
		127,178

Tennessee 0.75%
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014-A, 5.00% 2034	150	169
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014, 5.00% 2039	4,420	4,971
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014, 5.00% 2044	2,415	2,709
Town of Greeneville, Health and Educational Facs. Board, Hospital Rev. Bonds (Ballad Health), Series 2018-A, 5.00% 2035	3,425	4,273
Town of Greeneville, Health and Educational Facs. Board, Hospital Rev. Bonds (Ballad Health), Series 2018-A, 4.00% 2040	7,000	8,115
Town of Greeneville, Health and Educational Facs. Board, Multi Family Housing Rev. Bonds (People RD Portfolio Project), Series 2019, 1.45% 2022 (put 2021)	1,200	1,205
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-1-C, 4.50% 2037	140	142
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-2-C, 4.00% 2038	185	188
Housing Dev. Agcy., Homeownership Program Bonds, Series 2015-A, 3.50% 2045	4,070	4,355
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-1-C, 3.00% 2038	915	938
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	595	647
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2018-1, 4.00% 2043	7,610	8,340
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	1,020	1,080
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, 4.00% 2045	915	975
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 4.00% 2046	1,220	1,309
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2016-1-B, 3.50% 2047	745	796
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-3, 3.50% 2048	5,100	5,484
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-2, 4.00% 2048	18,225	20,511
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-4-B, 4.00% 2048	1,970	2,146
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2018-2, 4.00% 2049	9,920	10,905
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2018-3, 4.25% 2049	9,250	10,240
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-4, 3.50% 2050	18,780	20,974
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2020-1-A, 3.50% 2050	3,185	3,551
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-1, 4.25% 2050	6,915	7,692
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2021-1, 3.00% 2051	6,910	7,619
County of Knox, Health, Educational and Housing Fac. Board, Hospital Rev. Ref. Bonds (Covenant Health), Series 2012-A, 5.00% 2024	4,055	4,321
City of Memphis, Sanitary Sewage System Rev. Ref. Bonds, Series 2020-B, 5.00% 2045	1,000	1,305
Metropolitan Government of Nashville and Davidson County, G.O. Improvement Bonds, Series 2013-A, 5.00% 2029 (preref. 2023)	29,860	31,940
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2017-A, 5.00% 2048	4,000	4,878
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2017-B, 5.00% 2042	5,000	6,195

182	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Tennessee (continued)
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2017-B, 5.00% 2046	$5,000	$6,201
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Green Bonds, Series 2017-A, 5.00% 2046	4,000	4,961
Metropolitan Nashville Airport Auth., Airport Rev. Bonds, Series 2019-A, 4.00% 2049	2,165	2,574
Metropolitan Nashville Airport Auth., Airport Rev. Bonds, Series 2019-A, 5.00% 2049	1,015	1,300
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	7,140	9,609
Tennessee Energy Acquisition Corp., Gas Project Rev. Bonds, Series 2006-C, 5.00% 2027	1,885	2,282
Tennessee Energy Acquisition Corp., Gas Project Rev. Bonds, Series 2018, 4.00% 2049[2]	5,000	5,682
		210,582

Texas 8.91%
Affordable Housing Corp., Single Family Mortgage Rev. Bonds (Texas Heroes Home Loan Program), Series 2019-A, 4.25% 2049	2,510	2,794
Alamo Community College Dist., Limited Tax Bonds, Series 2021, 4.00% 2036	3,000	3,695
Aledo Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,000	1,194
Alvarado Independent School Dist., Unlimited Tax School Building Bonds, Series 2013, 5.00% 2043 (preref. 2023)	3,235	3,554
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Harmony Public Schools), Series 2017-A, 5.00% 2027	1,210	1,497
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Harmony Public Schools), Series 2017-A, 5.00% 2042	2,000	2,417
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2034	650	795
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2036	915	1,119
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2037	1,445	1,766
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2047	2,625	3,198
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2023	150	165
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2024	185	211
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2025	195	230
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2034	330	396
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2035	1,000	1,197
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2036	385	460
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2038	900	1,069
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2039	470	557
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Harmony Public Schools), Series 2021-A, 4.00% 2051	5,000	5,937
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2022	1,015	1,066
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 3.00% 2032	1,000	1,165
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2034	1,000	1,266
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2035	1,000	1,261
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2036	1,965	2,470
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2037	1,000	1,252
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2021	390	391
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2023	325	356

American Funds Tax-Exempt Funds	183

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2024	$325	$370
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2032	600	775
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 2.75% 2026	975	1,013
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2036	1,000	1,182
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2018-A, 5.00% 2037	725	858
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2017-B, 5.00% 2042	4,165	5,083
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2046	1,100	1,281
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2018-A, 5.00% 2048	3,345	3,911
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2049	1,725	1,959
Arlington Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2046	6,500	7,873
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2029	1,500	1,855
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2030	1,000	1,229
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2031	1,100	1,347
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2032	1,000	1,222
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	2,245	2,794
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,236
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2043	11,495	14,078
Austin Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2027 (preref. 2021)	940	940
Austin Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2027	60	60
Austin Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2017, 5.00% 2030	3,000	3,661
Austin Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2017, 5.00% 2037	2,660	3,221
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2032	1,100	1,336
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2033	2,220	2,694
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2034	2,000	2,423
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2035	1,125	1,363
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2036	3,605	4,371
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2037	2,000	2,425
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2041	2,500	3,039
City of Austin, Electric Utility System Rev. Ref. and Improvement Bonds, Series 2020-A, 5.00% 2036	2,000	2,671
City of Austin, Electric Utility System Rev. Ref. and Improvement Bonds, Series 2020-A, 5.00% 2039	2,000	2,654
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2028	1,000	1,190
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2031	1,130	1,394
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2032	1,000	1,229
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2033	1,000	1,226
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2035	2,000	2,443
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2044	6,000	7,756
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	1,500	1,750
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 3.00% 2027	1,705	1,887
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,000	1,236
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2029	3,000	3,698
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2032	4,405	5,453
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2035	8,185	10,070
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2035	4,000	5,005
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2036	6,985	8,585
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2036	3,500	4,373
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2011, 5.00% 2036	1,925	1,951
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	1,000	1,188
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2037	5,000	6,235
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2041	15,155	18,495
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2042	8,750	10,842
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2045	11,795	14,313
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2046	5,000	6,167
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2020-C, 5.00% 2050	5,000	6,528
Balmorhea Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 4.00% 2046	2,500	2,667
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2036	1,700	2,048
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2037	3,000	3,606
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2038	3,000	3,600
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2039	3,000	3,593
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2040	2,000	2,391
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2026	1,800	2,175
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2028	1,100	1,366

184	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2033	$2,000	$2,454
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2035	6,155	7,533
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2036	10,150	12,394
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 4.00% 2039	2,220	2,629
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 4.00% 2040	1,500	1,773
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 5.00% 2045	2,500	3,141
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	1,750	2,197
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2037	1,500	1,786
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2038	3,000	3,560
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2038	4,200	5,229
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2039	1,500	1,776
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2040	2,150	2,542
County of Bexar, Limited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2043	5,000	6,042
City of Brownsville, Utilities System Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2027	1,965	2,391
City of Bryan, Electric System Rev. Bonds, Series 2018, 4.00% 2043	4,285	4,824
City of Bryan, Electric System Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2027	700	854
City of Bryan, Electric System Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2028	1,405	1,711
City of Bryan, Electric System Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2029	645	795
City of Bryan, Electric System Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,230
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2031	6,275	7,431
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,000	1,165
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	1,000	1,162
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,700	2,002
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	1,500	1,741
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2040	5,845	6,740
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 1.35% 2032 (put 2022)	1,000	1,011
Clifton Higher Education Fin. Corp., Education Rev. and Ref. Bonds (Idea Public Schools), Series 2016-A, 5.00% 2046	2,000	2,374
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2022	1,715	1,801
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2016-B, 5.00% 2024	260	296
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2016-B, 5.00% 2028	405	484
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2012, 5.00% 2032	2,415	2,511
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 4.00% 2033	2,125	2,589
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 4.00% 2034	2,300	2,796
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 4.00% 2044	5,000	5,961
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2048	6,470	8,154
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 5.00% 2028	500	639
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2015-A, 5.00% 2035	100	114
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2014-A, 4.50% 2044	1,465	1,582
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2014-A, 4.60% 2049	3,065	3,314
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Yes Prep Public Schools, Inc.), Series 2020, 5.00% 2026	400	484
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Yes Prep Public Schools, Inc.), Series 2020, 5.00% 2027	560	697
Conroe Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2016, 5.00% 2038	560	662
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2036	1,000	1,248
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2037	1,945	2,421
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2038	1,775	2,206
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2043	9,240	11,375
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2048	10,000	12,242
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2017-A-2, 1.25% 2036 (put 2022)	5,125	5,184
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B-1, 1.25% 2036 (put 2022)	2,250	2,276
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B-3, 1.25% 2040 (put 2022)	5,000	5,057
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2028	8,565	9,076
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2029	5,000	5,298
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2031	6,540	6,930

American Funds Tax-Exempt Funds	185

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2013-D, 5.25% 2024	$5,000	$5,062
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	6,000	6,007
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2017, 5.00% 2027	1,250	1,585
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2016-A, 5.00% 2036	5,400	6,586
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2017, 5.00% 2042	8,700	10,765
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2017, 5.00% 2046	12,550	15,450
Dallas Area Rapid Transit Sales Tax Rev. Bonds, Series 2020-B, 5.00% 2023	2,000	2,227
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	2,500	3,305
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2031	1,130	1,309
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2019, 5.00% 2033	2,000	2,632
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	6,520	8,565
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	1,010	1,306
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2046	3,000	3,536
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2034 (preref. 2024)	1,000	1,147
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2016-A, 4.00% 2030	750	842
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2037	700	857
Del Mar College Dist., Limited Tax Bonds, Series 2020-B, 4.00% 2038	1,000	1,221
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2039	750	914
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2040	1,000	1,216
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2045	2,500	3,010
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2029	3,500	4,263
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2033	14,180	17,108
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2035	6,775	8,150
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2036	7,500	9,012
Denton Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-A, 5.00% 2045	1,000	1,188
Dickinson Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013, 1.35% 2037 (put 2021)	1,000	1,000
Duncanville Independent School Dist., Unlimited Tax School Building Bonds, Series 2015, 5.00% 2045	5,390	6,162
Eanes Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-B, 4.00% 2021	600	600
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2040	1,000	1,209
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2041	1,000	1,209
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2044	1,570	1,886
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2047	1,750	2,092
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2025	1,000	1,187
Farmersville Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2051	2,000	2,394
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	4,255	4,295
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	3,000	3,054
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 4.00% 2032	750	938
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 4.00% 2033	705	878
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 4.00% 2034	1,000	1,241
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 1.95% 2049 (put 2022)[3]	8,055	8,194
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-A, 4.75% 2038	1,750	1,836
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-B, 4.75% 2042	8,340	8,747
G.O. Bonds, Water Financial Assistance Bonds (Water Infrastructure Fund), Series 2011-A, 5.00% 2021	1,400	1,400
G.O. Bonds, Water Financial Assistance Bonds (Water Infrastructure Fund), Series 2013-B, 5.00% 2026	1,600	1,758
G.O. Bonds, Water Financial Assistance Rev. Ref. Bonds, Series 2019-C-2, 1.85% 2029	920	921
G.O. Bonds, Water Financial Assistance Rev. Ref. Bonds (State Participation Program), Series 2019-D, 5.00% 2022	1,985	2,083
G.O. Bonds, Water Financial Assistance Rev. Ref. Bonds (Water Infrastructure Fund), Series 2019-E-1, 5.00% 2022 (escrowed to maturity)	7,250	7,606
Galena Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	575	605
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	1,875	1,879
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2019, 4.00% 2049	1,200	1,376
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 1.30% 2035 (put 2021)	2,250	2,251
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.27% 2049 (put 2021)	1,000	1,000

186	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Bonds, Series 2013-B, 5.25% 2051 (preref. 2023)	$12,845	$14,276
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Bonds, Series 2013-B, 5.00% 2053 (preref. 2023)	23,120	25,570
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Ref. Bonds, Series 2020-C, 4.00% 2045	10,000	11,910
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	1,645	1,671
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	1,000	1,001
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 4.00% 2023	445	457
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2033	1,560	1,635
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-B, 7.00% 2043 (preref. 2023)	550	602
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2016, 5.00% 2048	16,455	18,317
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2023	385	419
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2024	2,230	2,574
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2024	1,250	1,416
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2025	2,800	3,224
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-A, 5.00% 2025	1,000	1,195
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-A, 5.00% 2026	2,500	3,078
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2027	2,800	3,220
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2016-A, 5.00% 2046	11,125	13,118
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2015, 5.00% 2027	1,575	1,857
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2015, 5.00% 2028	1,000	1,173
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2015, 5.00% 2032	1,000	1,166
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-A, 3.00% 2039	5,000	5,500
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-B, 5.00% 2041 (put 2024)	9,610	11,038
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2021-A, 4.00% 2047	11,500	13,876
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2013-A, 4.00% 2035	2,955	3,107
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2020-A, 4.30% 2040	7,575	9,156
County of Harris, Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2012-A, 5.00% 2023 (preref. 2022)	1,000	1,063
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	2,140	2,141
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2027	3,100	3,924
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2028	2,600	3,285
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2030	1,820	2,283
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2031	1,250	1,562
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2033	3,675	4,581
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 4.00% 2035	14,045	16,354

American Funds Tax-Exempt Funds	187

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Harris, Flood Control Dist., Contract Tax Rev. Ref. Bonds, Series 2019-A, 5.00% 2022	$5,000	$5,287
County of Harris, Health Facs. Dev. Corp., Hospital Rev. Ref. Bonds (Houston Methodist Hospital), Series 2015, 5.00% 2045	7,600	8,710
County of Harris, Health Facs. Dev. Corp., Rev. Ref. Bonds (CHRISTUS Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.18% 2031[2]	16,925	16,925
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2011-A, 5.00% 2036 (preref. 2021)	7,000	7,085
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2019-A, 5.00% 2036	2,785	3,640
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2019-A, 5.00% 2037	3,170	4,132
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2028	1,500	1,686
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2053	1,350	1,517
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 3.125% 2056	1,000	1,083
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2024	2,000	2,292
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2031	5,000	6,286
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2032	4,640	5,833
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2033	2,000	2,514
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2043	3,000	3,735
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 4.00% 2048	19,000	22,049
County of Harris, Toll Road Rev. Ref. Bonds, Series 2012-B, (SIFMA Municipal Swap Index + 0.45%) 1.45% 2021	14,025	14,032
County of Harris, Toll Road Rev. Ref. Bonds, Series 2012-C, 4.00% 2033	3,150	3,264
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2033	1,220	1,481
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2041	2,000	2,387
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2047	7,300	8,650
County of Harris, Unlimited Tax Rev. Ref. Bonds, Series 2019-A, 5.00% 2021	3,485	3,513
County of Henderson, Malakoff Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 3.00% 2034	2,505	2,905
County of Henderson, Malakoff Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 3.00% 2035	2,580	2,965
County of Henderson, Malakoff Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 3.00% 2036	2,655	3,021
County of Hidalgo, Drainage Dist. No. 1, Unlimited Tax Improvement Bonds, Series 2019, 5.00% 2032	1,900	2,368
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	2,835	2,836
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	5,625	5,636
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2019-A, 4.75% 2049	6,845	7,707
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	7,800	8,659
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	3,970	4,423
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	7,490	8,526
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	8,115	9,046
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	1,905	1,908
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-B, 5.00% 2028	1,700	2,193
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-B, 5.00% 2029	7,505	9,628
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-B, 5.00% 2030	3,825	4,882
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2022	1,000	1,045
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-B, 5.00% 2031	5,305	5,542
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2033	1,000	1,272
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2034	2,270	2,879
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2035	2,000	2,533
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2036	8,000	10,110
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2037	2,500	3,152
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2029	2,225	2,939
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2038	2,500	3,147
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 4.00% 2031	8,750	10,236
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2034	5,280	6,493
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2035	12,500	15,364
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	5,700	6,999
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2014-C, 5.00% 2025	4,080	4,635
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2030	1,850	2,385
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2030	1,000	1,362
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2032	2,000	2,573
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2020-A, 5.00% 2033	6,245	8,423
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2035	3,900	5,009

188	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	$20,000	$23,553
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2036	5,420	6,959
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2038	10,000	12,801
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2039	3,475	4,439
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. and Rev. Ref. Bonds, Series 2019, 5.00% 2024	1,640	1,869
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2022	65	68
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2023	65	70
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2024	55	61
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2025	45	51
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2026	80	93
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2027	235	278
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2028	115	138
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2029	160	195
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2030	165	203
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2031	265	330
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2028	3,060	3,614
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2029	1,000	1,181
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2030	1,000	1,181
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	1,555	1,834
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2032	1,000	1,179
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	2,780	2,783
City of Houston, Water and Sewer System Rev. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2028	16,525	15,360
City of Houston, Water and Sewer System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2028 (escrowed to maturity)	1,300	1,219
Houston Independent School Dist., Limited Tax Rev. Ref. Bonds, Series 2012, 4.00% 2029 (put 2023)	1,615	1,727
Houston Independent School Dist., Limited Tax Schoolhouse and Rev. Ref. Bonds, Series 2017, 5.00% 2024	1,010	1,135
Houston Independent School Dist., Limited Tax Schoolhouse Bonds, Series 2017, 5.00% 2034	2,000	2,464
Houston Independent School Dist., Limited Tax Schoolhouse Bonds, Series 2014-A-1B, 2.25% 2037 (put 2022)	21,000	21,353
Houston Independent School Dist., Limited Tax Schoolhouse Bonds, Series 2014-A-2, 2.25% 2039 (put 2022)	3,040	3,091
Houston Independent School Dist., Limited Tax Schoolhouse Rev. Ref. Bonds, Series 2017, 5.00% 2042	2,110	2,570
Humble Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-B, 5.00% 2027	7,000	8,421
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2024	1,200	1,376
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-B, (SIFMA Municipal Swap Index + 1.11%) 1.12% 2044 (put 2023)[2]	475	477
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2021	50	50
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	100	104
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	150	162
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	125	155
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2032	300	370
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	300	368
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2043	1,750	2,102
Jarrell Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2043	3,000	3,637
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2033	345	419
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2034	360	436
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2035	375	453

American Funds Tax-Exempt Funds	189

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2036	$780	$940
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2037	810	974
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2038	845	1,014
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2039	880	1,053
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2040	615	735
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2033	310	377
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2034	500	606
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2035	300	363
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2036	440	530
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2037	655	788
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2038	610	732
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2039	895	1,071
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2040	750	896
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2045	1,500	1,775
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2023	1,000	1,092
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2030	1,000	1,149
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2035	3,080	3,504
Klein Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-A, 4.00% 2038	2,080	2,334
Laredo Unified School Dist., Unlimited Tax School Building Bonds, Series 2018, 5.00% 2036	1,205	1,491
Leander Independent School Dist., Unlimited Tax School Building Bonds, Capital Appreciation Bonds, Series 2014-C, 0% 2037 (preref. 2024)	1,175	596
Leander Independent School Dist., Unlimited Tax School Building Bonds, Capital Appreciation Bonds, Series 2014-C, 0% 2043 (preref. 2024)	14,860	5,385
Lewisville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 4.00% 2036	3,000	3,645
Lone Star College System, Limited Tax G.O. Bonds, Series 2017-A, 5.00% 2032	1,000	1,229
Los Fresnos Consolidated Independent School Dist., Unlimited Tax School Buildings Bonds, Series 2021, 4.00% 2051	1,000	1,199
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2015-D, 5.00% 2029	2,150	2,515
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2015-D, 5.00% 2031	3,000	3,506
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2036	2,000	2,617
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2037	2,000	2,610
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2038	2,000	2,604
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2040	4,415	5,703
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2015, 5.00% 2024	880	995
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2025	750	849
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2013, 5.00% 2026	5,000	5,190
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2013-A, 5.00% 2027	3,500	3,794
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2027	1,000	1,215
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2029	1,525	1,843
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2030	2,500	3,254
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2031	2,000	2,598
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2031	1,000	1,290
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2032	4,700	5,936
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2032	2,000	2,594
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2032	1,000	1,297
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2033	1,250	1,575

190	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2033	$1,000	$1,319
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 4.00% 2034	1,300	1,472
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2034	1,500	1,931
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2034	1,240	1,558
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 4.00% 2035	850	960
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2013-A, 5.00% 2036	6,000	6,487
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2036	1,000	1,309
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2036	1,000	1,248
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2037	3,000	3,735
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2037	1,000	1,305
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2037	1,000	1,275
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2038	1,585	2,064
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2038	1,000	1,212
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2039	1,565	2,033
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2039	1,000	1,209
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2040	2,000	2,584
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2015, 5.00% 2040	1,500	1,734
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2040	810	1,027
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2043	3,250	4,002
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2015, 5.00% 2045	5,000	5,747
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2045	2,250	2,825
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2045	1,000	1,276
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2046	4,000	4,712
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019-A, 4.00% 2049	5,000	5,647
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2050	7,500	9,513
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2012, 3.00% 2036	2,850	3,217
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2012, 3.00% 2037	2,920	3,289
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2012, 3.00% 2038	6,015	6,754
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2039	3,955	4,813
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2012, 2.50% 2042	1,150	1,150
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (AEP Texas Central Co. Project), Series 2005-A, AMBAC insured, 4.40% 2030	3,475	4,277
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (Central Power and Light Co. Project), Series 2001-A, 2.60% 2029	1,675	1,821
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	3,675	3,677
Mesquite Independent School Dist., Unlimited Tax School Building Bonds, Series 2017-B, 5.00% 2042	4,475	5,329

American Funds Tax-Exempt Funds	191

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Montgomery Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2015, 4.00% 2045	$13,500	$14,847
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2006-A, 5.25% 2021	1,000	1,019
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	18,245	21,514
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-B, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2027[2]	9,600	9,666
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-A, (3-month USD-LIBOR + 0.87%) 0.949% 2027[2]	15,585	15,832
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2027	7,270	9,126
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2028	9,800	12,589
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2029	6,000	7,868
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2030	9,500	12,686
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2031	12,010	16,298
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2032	15,035	20,708
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2030	1,000	1,097
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2032	1,565	1,705
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2034	1,250	1,353
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2038	1,000	1,074
Nacogdoches Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2049	2,610	3,249
City of New Braunfels, Utility System Rev. Ref. Bonds, Series 2021, 4.00% 2051	4,000	4,686
New Caney Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 1.25% 2050 (put 2024)	1,660	1,705
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 4.00% 2033	3,000	3,473
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 4.00% 2036	10,000	11,515
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 4.00% 2037	10,000	11,491
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 5.00% 2047	16,070	19,656
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 2.10% 2023	85	86
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2036	350	387
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2046	200	219
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2043	1,000	1,056
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2049	1,550	1,631
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2025	1,050	1,225
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2026	1,000	1,160
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2031	1,615	1,842
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2040	4,300	4,830
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2021, 4.00% 2049	1,550	1,775
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2021, 4.00% 2055	1,500	1,707
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2030 (preref. 2027)	1,150	1,429
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2031 (preref. 2027)	170	211

192	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2037 (preref. 2027)	$1,500	$1,864
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2042 (preref. 2027)	875	1,087
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville II, LLC - Tarleton State University Project), Series 2014-A, 5.00% 2046	1,500	1,677
North Central Texas Health Facs. Dev. Corp., Hospital Rev. Ref. Bonds (Children’s Medical Center of Dallas Project), Series 2012, 5.00% 2032 (preref. 2022)	3,000	3,151
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	1,495	1,498
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2007, 5.25% 2026	4,655	5,671
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2007, 5.25% 2032	7,800	11,036
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2019-A, 4.00% 2044	2,500	2,990
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2019-A, 4.00% 2058	2,775	3,267
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,100	2,580
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2033	2,700	3,311
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,250	1,531
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 4.00% 2041	15,790	17,578
North Lamar Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2046	1,010	1,219
North Lamar Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2048	1,765	2,130
North Lamar Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2051	2,000	2,408
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2035	500	559
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2036	470	524
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2039	1,245	1,376
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2040	1,265	1,395
North Texas Tollway Auth., Special Projects System Rev. Bonds, Series 2011-D, 5.00% 2031 (preref. 2021)	6,500	6,525
North Texas Tollway Auth., Special Projects System Rev. Bonds, Series 2011-A, 5.50% 2041 (preref. 2021)	18,515	18,592
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2033	1,440	1,753
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2034	2,000	2,434
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2021-B, 4.00% 2035	1,200	1,481
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2035	2,245	2,733
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2036	2,500	3,036
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2037	3,000	3,637
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2038	10,000	12,413
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2043	34,970	43,096
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-B, 5.00% 2048	2,700	3,245
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2038	2,500	3,046
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2039	2,500	3,036
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2040	2,000	2,422
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2041	2,000	2,413
North Texas Tollway Auth., System Rev. Bonds, Series 2011-D, 5.00% 2028 (preref. 2021)	6,250	6,274
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	4,500	5,154
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	4,000	4,579
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2036	1,000	1,188
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2038	1,500	1,715
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2039	8,905	10,568
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-B, 5.00% 2040	7,200	7,675
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2012-B, 5.25% 2052	8,435	8,614
North Texas Tollway Auth., System Rev. Ref. First Tier Bonds, Series 2020-A, 3.00% 2037	18,005	19,730
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2013, 5.00% 2043	7,000	7,606
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	5,250	5,297
County of Nueces, Limited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2034	1,250	1,522
County of Nueces, Limited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2035	650	790
County of Nueces, Limited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2039	1,800	2,161
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	8,610	8,642
City of Olmos Park, Higher Education Facs. Corp., Higher Education Rev. Improvement and Ref. Bonds (University of the Incarnate Word Project), Series 2012, 5.00% 2026 (preref. 2022)	2,075	2,207
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-B, 1.50% 2050 (put 2023)	6,000	6,127
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2049	1,250	1,579
Public Fin. Auth., Rev. Fncg. System Bonds (Texas Southern University), Series 2016, BAM insured, 4.00% 2033	665	747

American Funds Tax-Exempt Funds	193

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Rankin Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 4.00% 2044	$1,090	$1,202
Red River Education Fin. Corp., Higher Education Rev. Bonds (St. Edward’s University Project), Series 2016, 4.00% 2041	1,640	1,816
Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2042	5,000	5,895
City of Rio Grande, Consolidated Independent School Dist., Unlimited Tax School Buildings Bonds, Series 2021, 4.00% 2051	1,135	1,385
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2023	100	107
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 4.00% 2034	325	390
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2022	1,225	1,289
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2023	1,980	2,184
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2027	1,920	2,446
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015, 3.00% 2027	6,900	7,668
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015, 3.00% 2028	5,000	5,530
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015-D, 1.125% 2045 (put 2026)	9,750	9,996
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	6,070	6,513
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2016, 5.00% 2026	2,500	3,014
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2016, 5.00% 2029	10,000	12,151
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2038	1,750	2,322
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2039	2,000	2,645
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2040	2,465	3,251
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2041	2,000	2,629
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018-A, 5.00% 2044	4,000	5,012
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018-A, 5.00% 2048	5,180	6,482
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2020, 5.00% 2045	1,600	2,050
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2046	27,150	35,199
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	5,000	5,165
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2049	26,000	33,534
City of San Antonio, General Improvement Bonds, Series 2011, 5.00% 2024 (preref. 2021)	1,500	1,500
City of San Antonio, General Improvement Bonds, Series 2011, 5.00% 2027 (preref. 2021)	1,235	1,235
San Jacinto Community College Dist., G.O. Building and Rev. Ref. Bonds, Series 2021, 4.00% 2046	5,000	6,019
San Jacinto Community College Dist., G.O. Building Bonds, Series 2016-A, 4.00% 2046	2,500	2,792
South San Antonio Independent School Dist., Unlimited Tax School Building Bonds, Series 2005, 5.50% 2030	7,510	9,949
Southwest Houston Redev. Auth., Tax Increment Contract Rev. Bonds, Series 2020, Assured Guaranty Municipal insured, 4.00% 2035	465	541
Southwest Houston Redev. Auth., Tax Increment Contract Rev. Bonds, Series 2020, Assured Guaranty Municipal insured, 4.00% 2037	775	898
Spring Branch Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2019, 5.00% 2022	1,500	1,537
Spring Branch Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2019, 5.00% 2023	1,200	1,288
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2037	2,500	3,010
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2038	2,500	3,000
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	1,545	1,848
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	1,250	1,495
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2040	1,490	1,777
County of Tarrant, Cultural Education Facs. Fin. Corp., Health Resources System Rev. Bonds, Series 2015-A, 4.25% 2052	1,000	1,116
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2031	1,000	1,206
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2032	2,250	2,710
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2037	3,250	3,874
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 5.00% 2032	3,000	3,932
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 5.00% 2033	1,800	2,352
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 4.00% 2045	5,000	5,908

194	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Baylor Health Care System Project), Series 2011-A, 5.00% 2030	$3,000	$3,042
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Baylor Scott & White Health Project), Series 2013-A, 5.00% 2033	1,000	1,099
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 4.00% 2031	6,315	6,767
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2023	1,530	1,670
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2030	4,480	5,088
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2035	1,500	1,688
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Ref. Bonds (Buckingham Senior Living Project), Series 2015-A, 5.25% 2035[4]	800	440
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Ref. Bonds (Buckingham Senior Living Project), Series 2015-A, 5.50% 2045[4]	2,125	1,169
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2016-E, 5.00% 2024	5,165	5,863
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2017-C, 5.00% 2033	1,000	1,239
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,500	1,743
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2029	5,250	6,503
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2032	6,030	7,771
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2035	1,145	1,398
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2036	1,180	1,437
Board of Regents of the Texas Tech University System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2015-A, 5.00% 2033	2,000	2,308
Tollway Auth., System Rev. Ref. Bonds, Series 2008-I, Assured Guaranty insured, 6.20% 2042 (preref. 2025)	5,000	6,014
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2030	1,055	1,189
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-B, 5.00% 2032	2,000	2,265
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2033	5,000	5,613
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2037	8,250	9,217
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-B, 5.00% 2037	4,000	4,509
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-B, 0% 2036	1,000	576
Transportation Commission, G.O. Mobility Fund Bonds, Series 2014-A, 5.00% 2044	4,000	4,610
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2038	850	467
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2039	950	494
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2040	800	393
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2041	1,425	662
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2043	2,185	910
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2044	2,850	1,121
County of Travis, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Montopolis Apartments), Series 2020, 0.40% 2041 (put 2024)	16,420	16,466
Trinity River Auth., Regional Wastewater System Rev. Ref. Bonds, Series 2020, 5.00% 2030	1,000	1,353
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2028	40,795	37,509
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2029	27,520	24,681
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2031	1,000	1,250
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2032	1,000	1,251
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	3,000	3,620

American Funds Tax-Exempt Funds	195

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2020-A, 3.00% 2030	$4,440	$5,089
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2031	3,040	3,841
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2032	2,185	2,753
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2033	2,000	2,514
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2036	2,000	2,497
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2037	1,800	2,243
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2038	2,100	2,612
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2039	2,125	2,638
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2044	9,000	11,080
Board of Regents of the University of Texas System, Rev. Fncg. System Bonds, Series 2016-E, 5.00% 2023	1,555	1,710
Board of Regents of the University of Texas System, Rev. Fncg. System Bonds, Series 2020-C, 5.00% 2031	5,500	7,644
Water Dev. Board, State Revolving Fund Rev. Bonds, Series 2020, 4.00% 2038	2,000	2,466
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2017-A, 5.00% 2028	2,000	2,546
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2015-A, 5.00% 2030	9,540	11,378
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2032	8,445	10,167
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2033	2,000	2,402
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2034	6,440	7,716
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2035	8,810	10,540
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2017-A, 4.00% 2036	10,000	11,875
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2036	5,100	6,087
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2037	15,000	17,863
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2038	4,000	4,752
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2015-A, 5.00% 2040	10,350	12,268
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2016, 5.00% 2046	10,000	12,112
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-A, 5.00% 2049	5,000	6,348
West Harris County Regional Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2019, 4.00% 2045	1,000	1,187
West Travis County Public Utility Agcy., Rev. Ref. Bonds, Series 2017, BAM insured, 4.00% 2033	1,100	1,271
County of Wood, Central Hospital Dist., Hospital Rev. Bonds (East Texas Medical Center Quitman Project), Series 2011, 6.00% 2041 (preref. 2021)	3,295	3,342
		2,496,566

United States 0.32%
Freddie Mac, Multi Family Certs., Series 2015-M-033, 2.65% 2030	7,705	8,339
Freddie Mac, Multi Family Certs., Series 2018-M-042, Class A, (SIFMA Municipal Swap Index + 0.30%) 2.60% 2033[1]	23,495	23,495
Freddie Mac, Multi Family Certs., Series 2019-M-049, 3.05% 2034	3,965	4,403

196	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
United States (continued)
Freddie Mac, Multi Family Certs., Series 2018-M-046, 2.625% 2035[1]	$13,035	$13,035
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class AUS, 3.40% 2036	24,159	28,053
Freddie Mac, Multi Family Mortgage Bonds, Series 2021-ML-10, Class AUS, 2.032% 2038	12,100	12,776
		90,101

Utah 0.45%
Charter School Fin. Auth., Charter School Rev. Ref. Bonds (Early Light Academy), Series 2017, 5.00% 2037[1]	5,185	5,891
G.O. Bonds, Series 2013, 5.00% 2023 (preref. 2022)	2,800	2,926
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2010-B-1, 4.00% 2024	55	55
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2015-D-2, 4.00% 2045	5,360	5,770
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2037	4,260	5,245
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2038	4,430	5,440
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2039	4,510	5,524
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2040	4,795	5,860
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2041	4,820	5,875
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2017-B, 5.00% 2047	5,995	7,337
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2051	4,000	5,209
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018-A-1, 5.00% 2038	730	871
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018-A-1, 5.00% 2043	1,150	1,361
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018-A-1, 5.00% 2048	1,185	1,396
Transit Auth., Sales Tax Rev. and Rev. Ref. Bonds, Series 2007-A, National insured, 5.00% 2035	38,270	52,594
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2032	1,000	1,266
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2034	1,000	1,263
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2035	1,000	1,261
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2036	2,000	2,520
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2037	1,400	1,762
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2038	1,250	1,570
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2039	2,190	2,745
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2027	315	390
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2028	450	570
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2030	175	230
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2031	95	127
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2032	135	166
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2033	150	184
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2034	115	140
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2035	215	262
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2037	300	363
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2039	175	211
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2040	160	192
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2041	175	210
Vineyard Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2046	275	326
		127,112

American Funds Tax-Exempt Funds	197

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Vermont 0.06%
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-A, 5.00% 2031	$3,300	$3,967
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-A, 5.00% 2033	2,200	2,638
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-B, 5.00% 2039	1,750	2,083
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-B, 5.00% 2046	4,300	5,071
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2018-A, 4.00% 2048	2,925	3,180
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2017-D, 4.00% 2048	775	829
		17,768

Virginia 1.98%
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2030	260	303
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2045	4,000	4,550
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2050	2,000	2,271
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2037	1,700	2,229
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 4.00% 2045	3,335	3,974
County of Botetourt, Industrial Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Glebe, Inc.), Series 2014-A, 6.00% 2044	5,750	6,456
Capital Region Airport Commission, Airport Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	585	611
Capital Region Airport Commission, Airport Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	600	656
Capital Region Airport Commission, Airport Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	1,645	1,976
City of Chesapeake, Chesapeake Transportation System Toll Road Rev. Ref. Bonds, Series 2012-A, 5.00% 2047	2,525	2,639
City of Chesapeake, Chesapeake Transportation System Toll Road Rev. Ref. Bonds, Convertible Capital Appreciation Bonds, Series 2012-B, 0% 2040 (4.875% on 7/15/2023)[3]	2,000	2,213
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2019-A, 5.00% 2022	12,395	12,700
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2021-A, 3.00% 2041	6,455	7,139
College Building Auth., Educational Facs. Rev. Bonds (Washington and Lee University Project), Series 2001, 5.75% 2034	1,000	1,504
College Building Auth., Educational Facs. Rev. Ref. Bonds (21st Century College and Equipment Programs), Series 2017-E, 5.00% 2028	3,940	5,044
College Building Auth., Educational Facs. Rev. Ref. Bonds (21st Century College and Equipment Programs), Series 2017-E, 5.00% 2029	11,000	14,007
College Building Auth., Educational Facs. Rev. Ref. Bonds (21st Century College and Equipment Programs), Series 2017-E, 5.00% 2031	11,000	13,901
College Building Auth., Educational Facs. Rev. Ref. Bonds (Public Higher Education Fncg. Program), Series 2014-A, 5.00% 2025 (preref. 2024)	2,355	2,705
College Building Auth., Educational Facs. Rev. Ref. Bonds (Public Higher Education Fncg. Program), Series 2015-B, 5.00% 2026	900	1,071
College Building Auth., Educational Facs. Rev. Ref. Bonds (Public Higher Education Fncg. Program), Series 2015-B, 5.00% 2028	2,600	3,073
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. and Rev. Ref. Notes, Series 2017, 5.00% 2025	5,110	5,987
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. and Rev. Ref. Notes, Series 2017, 5.00% 2026	2,500	3,079
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. and Rev. Ref. Notes, Series 2017, 3.00% 2028	5,755	6,529
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. Notes, Series 2012-A, 5.00% 2027 (preref. 2022)	100	103
Commonwealth Transportation Board, Transportation Rev. Ref. Bonds, Series 2016-C, 5.00% 2025	2,000	2,358
County of Fairfax, Econ. Dev. Auth., Residential Care Facs. Mortgage Rev. Ref. Bonds (Goodwin House, Inc.), Series 2016-A, 5.00% 2036	2,925	3,321
County of Fairfax, Industrial Dev. Auth., Health Care Rev. Bonds (Inova Health System Project), Series 2012-A, 5.00% 2035	1,000	1,037
County of Fairfax, Industrial Dev. Auth., Health Care Rev. Bonds (Inova Health System Project), Series 2012-A, 5.00% 2040	2,000	2,074
County of Fairfax, Industrial Dev. Auth., Health Care Rev. Bonds (Inova Health System Project), Series 2018-B, 5.00% 2057 (put 2023)	15,175	16,480
County of Fairfax, Sewer Rev. Bonds, Series 2021, 5.00% 2046	7,750	10,419

198	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Fairfax, Sewer Rev. Ref. Bonds, Series 2021-B, 4.00% 2038	$1,225	$1,540
County of Fairfax, Water Auth., Water Rev. Ref. Bonds, Series 2005-B, 5.25% 2026	1,500	1,841
County of Fairfax, Water Auth., Water Rev. Ref. Bonds, Series 2012, 5.00% 2028	1,000	1,033
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2038	5,280	6,476
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2040	6,340	8,003
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2043	5,400	6,548
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2048	6,390	7,704
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2050	9,500	11,798
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2055	11,000	13,203
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2059	18,160	22,403
City of Fredericksburg, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2014, 5.00% 2031	500	557
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2025	1,800	2,126
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	3,520	4,153
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028	1,600	1,872
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,375	1,608
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	1,500	1,748
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2032	1,000	1,164
Hampton Roads Sanitation Dist., Wastewater Rev. Ref. Bonds, Series 2014-A, 5.00% 2025	4,000	4,566
County of Hanover, Econ. Dev. Auth., Multi Family Housing Rev. Bonds (Harbour Square Apartments), Series 2020, 0.31% 2023 (put 2022)	1,000	1,001
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Covenant Woods), Series 2012-A, 4.50% 2030	2,790	2,870
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2012-A, 5.00% 2042	2,125	2,187
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2034	6,150	6,851
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2017-C, 5.00% 2047	750	885
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (United Methodist Homes), Series 2012, 5.00% 2022	655	679
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (United Methodist Homes), Series 2012, 5.00% 2023	860	891
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2026	1,210	1,408
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2027	995	1,153
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2029	750	864
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2030	810	930
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2031	820	939
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2037	2,725	3,101
County of Henrico, Water and Sewer System Rev. Ref. Bonds, Series 2013, 5.00% 2023	945	1,027
County of Henrico, Water and Sewer System Rev. Ref. Bonds, Series 2013, 5.00% 2024	1,000	1,086
County of Loudoun, G.O. Public Improvement Bonds, Series 2021-A, 3.00% 2033	6,245	7,222
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-B, 0.75% 2035 (put 2025)	10,875	10,972
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-A, 1.80% 2035 (put 2022)	1,650	1,667
New River Valley Regional Jail Auth., Regional Jail Fac. Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,000	2,448
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 5.00% 2024	160	183

American Funds Tax-Exempt Funds	199

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 5.00% 2038	$2,500	$2,857
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Bonds, Series 2017-A, 5.00% 2046[1]	15,250	17,827
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Ref. Bonds (Custodial Receipts), Series 2015, 5.33% 2045[1]	41,100	46,660
City of Norfolk, Econ. Dev. Auth., Health Care Facs. Rev. Ref. Bonds (Sentara Healthcare), Series 2012-B, 5.00% 2036	1,865	1,971
City of Norfolk, Econ. Dev. Auth., Health Care Facs. Rev. Ref. Bonds (Sentara Healthcare), Series 2012-B, 5.00% 2043	1,500	1,583
City of Norfolk, Water Rev. Bonds, Series 2015-A, 5.25% 2044	2,000	2,309
County of Prince William, Gateway Community Dev. Auth., Special Assessment Rev. Ref. Bonds, Series 2012, 5.00% 2030	1,500	1,513
County of Prince William, Heritage Hunt Commercial Community Dev. Auth., Special Assessment Bonds, Series 1999-B, 7.00% 2029	490	491
County of Prince William, Industrial Dev. Auth., Health Care Facs. Rev. and Rev. Ref. Bonds (Novant Health Obligated Group - Prince William Hospital), Series 2013-B, 5.00% 2024 (preref. 2022)	850	902
County of Prince William, Industrial Dev. Auth., Health Care Facs. Rev. and Rev. Ref. Bonds (Novant Health Obligated Group - Prince William Hospital), Series 2013-B, 5.00% 2025 (preref. 2022)	900	955
County of Prince William, Industrial Dev. Auth., Health Care Facs. Rev. and Rev. Ref. Bonds (Novant Health Obligated Group - Prince William Hospital), Series 2013-B, 5.00% 2046 (preref. 2022)	1,000	1,061
Public Building Auth., Public Facs. Rev. Bonds, Series 2015-B, 5.00% 2026	1,140	1,356
Public Building Auth., Public Facs. Rev. Bonds, Series 2014-A, 5.00% 2027 (preref. 2024)	2,000	2,290
Public Building Auth., Public Facs. Rev. Bonds, Series 2020-A, 4.00% 2040	1,690	2,079
Public School Auth., School Fncg. Rev. Ref. Bonds (1997 Resolution), Series 2015-A, 5.00% 2026	2,000	2,380
Public School Auth., School Fncg. Rev. Ref. Bonds (1997 Resolution), Series 2015-A, 5.00% 2028	2,000	2,375
Rappahannock Regional Jail Auth., Fac. Capital Improvement Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2030 (preref. 2025)	1,750	2,088
Rappahannock Regional Jail Auth., Fac. Capital Improvement Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2031 (preref. 2025)	2,000	2,387
Rappahannock Regional Jail Auth., Fac. Capital Improvement Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2032 (preref. 2025)	2,250	2,685
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2011-A, 5.00% 2024 (preref. 2021)	1,405	1,422
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2011-A, 5.00% 2024	45	45
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2011-B, 5.00% 2027 (preref. 2021)	1,985	2,009
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2014-B, 5.00% 2027	870	1,006
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2014-B, 5.00% 2027 (preref. 2024)	130	150
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2011-B, 5.00% 2027	15	15
City of Richmond, Public Utility Rev. and Rev. Ref. Bonds, Series 2013-A, 5.00% 2027 (preref. 2023)	1,000	1,072
City of Richmond, Public Utility Rev. Bonds, Series 2020-A, 4.00% 2050	3,000	3,589
City of Roanoke, Econ. Dev. Auth., Hospital Rev. Bonds (Carilion Health System Obligated Group), Series 2020-A, 4.00% 2051	5,915	7,010
County of Rockingham, Econ. Dev. Auth., Residential Care Facs. Rev. Bonds (Sunnyside Presbyterian Home), Series 2020-A, 5.00% 2039	3,000	3,776
Small Business Fncg. Auth., Health Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2049	18,200	21,496
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2032	2,500	2,709
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2037	2,105	2,275
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2042	2,960	3,185
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2047	5,000	5,370
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2052	5,000	5,365
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2033	2,665	3,295
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2034	1,325	1,635
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2035	1,610	1,983
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2038	3,000	3,453
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2045	11,630	13,233
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2051	20,835	23,632
City of Spotsylvania, Water and Sewer System Rev. Ref. Bonds, Series 2015, 5.00% 2026	3,000	3,546

200	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2032	$1,500	$1,776
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2033	750	886
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2035	1,000	1,178
Rector and Visitors of the University of Virginia, General Rev. Ref. Pledge Bonds, Series 2011, 5.00% 2030 (preref. 2021)	1,000	1,004
Rector and Visitors of the University of Virginia, General Rev. Ref. Pledge Bonds, Series 2011, 5.00% 2031 (preref. 2021)	1,000	1,004
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 5.00% 2027	2,485	2,945
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 5.00% 2028	10,000	11,852
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 4.00% 2033	2,630	3,015
Western Virginia Regional Jail Auth., Regional Jail Fac. Rev. Ref. Bonds, Series 2015, 5.00% 2025	1,115	1,327
City of Winchester, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Valley Health System Obligated Group), Series 2015, 5.00% 2035	1,000	1,173
City of Winchester, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Valley Health System Obligated Group), Series 2014-A, 5.00% 2044 (preref. 2024)	3,000	3,345
City of Winchester, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Valley Health System Obligated Group), Series 2015, 5.00% 2044	2,000	2,326
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2009-A, 0.75% 2040 (put 2025)	21,800	22,109
County of York, Econ. Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2009-A, 1.90% 2033 (put 2023)	6,750	6,919
		555,015

Washington 1.95%
Bethel School Dist. No. 403, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2020, 4.00% 2025	420	486
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Green Bonds, Series 2016-S-1, 5.00% 2031	1,000	1,225
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Green Bonds, Series 2016-S-1, 5.00% 2033	1,305	1,595
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Green Bonds, Series 2016-S-1, 5.00% 2036	3,000	3,645
Central Puget Sound Regional Transit Auth., Sales Tax Improvement and Rev. Ref. Green Bonds, Series 2015-S-1, 5.00% 2045	5,000	5,844
Central Puget Sound Regional Transit Auth., Sales Tax Improvement Green Bonds, Series 2015-S-2B, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2045 (put 2023)[2]	7,650	7,677
Certs. of Part., Series 2016-B, 5.00% 2022	2,090	2,184
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2010-B, 5.00% 2043	33,250	42,210
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2010-B, 5.00% 2048	14,980	19,075
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2058	11,705	14,863
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2058	8,970	11,254
Convention Center Public Facs. Dist., Lodging Tax Green Notes, Series 2021, 4.00% 2031	7,875	9,405
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 1), Series 2017-A, 5.00% 2028	10,000	12,576
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 1), Series 2015-C, National insured, 5.00% 2030	1,250	1,476
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 3), Series 2015-C, 5.00% 2026	1,500	1,772
Federal Highway Grant Anticipation Rev. Bonds (SR 520 Corridor Program), Series 2012-F, 5.00% 2023	5,110	5,378
G.O. Bonds, Series 2018-C, 5.00% 2026	4,525	5,466
G.O. Bonds, Series 2017-A, 5.00% 2036	5,000	6,073
G.O. Bonds, Series 2017-A, 5.00% 2037	5,000	6,065
G.O. Bonds, Series 2016-A-1, 5.00% 2040	4,750	5,562
G.O. Bonds, Series 2018-C, 5.00% 2041	2,000	2,496
G.O. Bonds, Series 2018-A, 5.00% 2041	780	971
G.O. Bonds, Series 2018-A, 5.00% 2042	9,635	11,976
G.O. Rev. Ref. Bonds, Series 2018-R-D, 5.00% 2026	8,750	10,745
G.O. Rev. Ref. Bonds, Series 2018-R-D, 5.00% 2027	6,500	8,231
G.O. Rev. Ref. Bonds, Series 2016-R-C, 4.00% 2028	2,000	2,071
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2033	4,000	4,892
G.O. Rev. Ref. Bonds, Series 2018-R-D, 5.00% 2035	3,000	3,748
County of Grant, Public Utility Dist. No. 2, Electric System Rev. Ref. Bonds, Series 2017-O, 5.00% 2042	3,275	4,023
County of Grant, Public Utility Dist. No. 2, Electric System Rev. Ref. Bonds, Series 2020-R, 2.00% 2044 (put 2025)	1,500	1,593

American Funds Tax-Exempt Funds	201

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Health Care Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-B-2, 5.00% 2049 (put 2025)	$10,000	$11,589
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2015, 5.00% 2026	1,500	1,757
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2015, 5.00% 2027	1,000	1,167
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2015, 5.00% 2033	1,500	1,723
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2017-B, (1-month USD-LIBOR x 0.67 + 1.10%) 1.16% 2042 (put 2022)[2]	5,750	5,764
Health Care Facs. Auth., Rev. Bonds (Kadlec Regional Medical Center), Series 2012, 5.00% 2032 (preref. 2021)	750	762
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2015-A, 5.00% 2031	2,335	2,754
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2015-A, 5.00% 2033	2,480	2,920
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2015-A, 5.00% 2034	2,565	3,018
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2017-B, 5.00% 2036	3,000	3,715
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2017-B, 5.00% 2037	2,000	2,472
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2017-B, 4.00% 2041	5,000	5,764
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2012-A, 4.00% 2046	110	114
Health Care Facs. Auth., Rev. Bonds (Overlake Hospital Medical Center), Series 2017-A, 5.00% 2036	1,000	1,237
Health Care Facs. Auth., Rev. Bonds (Overlake Hospital Medical Center), Series 2017-A, 5.00% 2042	1,000	1,224
Health Care Facs. Auth., Rev. Bonds (Providence Health & Services), Series 2015-A, 4.00% 2045	505	564
Health Care Facs. Auth., Rev. Bonds (Seattle Cancer Care Alliance), Series 2021, 4.00% 2040[1]	920	1,120
Health Care Facs. Auth., Rev. Bonds (Seattle Cancer Care Alliance), Series 2021, 4.00% 2045[1]	1,200	1,444
Health Care Facs. Auth., Rev. Bonds (Seattle Cancer Care Alliance), Series 2021, 4.00% 2048[1]	870	1,044
Health Care Facs. Auth., Rev. Bonds (Seattle Children’s Hospital), Series 2017-A, 5.00% 2047	5,315	6,476
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2032	3,000	3,593
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2033	1,000	1,195
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2036	2,965	3,525
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Association), Series 2016, 5.00% 2031	4,625	5,434
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Association), Series 2016, 5.00% 2036	870	1,014
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Association), Series 2016, 5.00% 2041	645	746
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Association), Series 2015, 5.00% 2028	1,500	1,743
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Association), Series 2015, 5.00% 2029	1,750	2,025
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Association), Series 2015, 5.00% 2030	1,500	1,729
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Association), Series 2015, 5.00% 2039	6,575	7,472
Health Care Facs. Auth., Rev. Ref. Bonds (PeaceHealth), Series 2014-A, 5.00% 2027	795	899
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2012-B, 5.00% 2042 (put 2021)	1,000	1,008
Health Care Facs. Auth., Rev. Ref. Bonds (Providence Health & Services), Series 2014-C, 5.00% 2044	5,060	5,764
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2028	2,000	2,593
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2029	3,500	4,506
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2030	4,000	5,128
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2031	2,500	3,194
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2032	3,000	3,828
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2033	3,000	3,822
Health Care Facs. Auth., Rev. Ref. Bonds (Seattle Children’s Hospital), Series 2015-B, 5.00% 2038	7,000	9,080
Higher Education Facs. Auth., Rev. Bonds (Gonzaga University Project), Series 2013-A, 5.25% 2043	9,765	10,484
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	2,585	2,591
Housing Fin. Commission, Municipal Certs., Series 2021-1, Class X, interest only, 0.725% 2035[7]	12,665	798
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	31,154	36,807
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2025[1]	240	276
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2027[1]	110	132
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2028[1]	250	298
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2029[1]	160	190
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Emerald Heights Project), Series 2013, 5.00% 2023	100	109
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Emerald Heights Project), Series 2013, 5.00% 2028	1,100	1,184
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2038[1]	2,300	2,682
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2043[1]	3,400	3,941
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2048[1]	4,300	4,966

202	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.375% 2044[1]	$15,880	$17,923
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.50% 2049[1]	6,000	6,779
Housing Fin. Commission, Single Family Program Bonds, Series 2015-1-N, 3.45% 2030	1,165	1,229
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 3.60% 2032	815	858
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 3.375% 2034	1,250	1,369
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 2.45% 2035	1,400	1,471
Housing Fin. Commission, Single Family Program Bonds, Series 2014-1-N, 3.00% 2037	15	15
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 2.65% 2040	1,750	1,845
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 2.80% 2043	1,000	1,053
Housing Fin. Commission, Single Family Program Bonds, Series 2017-2-N, 3.50% 2047	1,670	1,780
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047	485	520
Housing Fin. Commission, Single Family Program Bonds, Series 2021-1-N, 3.00% 2049	6,320	6,977
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	6,945	7,672
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-A, 5.00% 2032[1]	1,000	1,205
County of King, Sewer Rev. Ref. Bonds, Series 2017, 5.00% 2033	2,500	3,093
County of King, Sewer Rev. Ref. Bonds, Series 2017, 5.00% 2034	2,625	3,241
County of King, Sewer Rev. Ref. Bonds, Series 2015, 5.00% 2040	5,050	5,773
Motor Vehicle Fuel Tax G.O. Bonds, Series 2014-B, 5.00% 2031	2,330	2,552
Motor Vehicle Fuel Tax G.O. Bonds, Series 2017-B, 5.00% 2036	5,000	6,073
Motor Vehicle Fuel Tax G.O. Bonds, Series 2017-B, 5.00% 2040	5,000	6,043
Motor Vehicle Fuel Tax G.O. Rev. Ref. Bonds, Series R-2013-B, 5.00% 2025	3,000	3,133
Motor Vehicle Fuel Tax G.O. Rev. Ref. Bonds, Series R-2021-A, 5.00% 2026	2,300	2,809
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	2,040	2,046
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	300	303
City of Seattle, Municipal Light and Power Improvement Rev. Bonds, Series 2019-A, 5.00% 2045	1,125	1,427
City of Seattle, Municipal Light and Power Improvement Rev. Bonds, Series 2019-A, 5.00% 2049	1,710	2,162
City of Seattle, Municipal Light and Power Improvement Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	5,000	5,122
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-B-2, (SIFMA Municipal Swap Index + 0.29%) 0.31% 2045 (put 2021)[2]	12,500	12,501
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.51% 2046 (put 2023)[2]	8,000	8,026
County of Snohomish, Public Utility Dist. No. 1, Electric System Rev. Bonds, Series 2021-A, 5.00% 2046	5,000	6,658
County of Snohomish, Public Utility Dist. No. 1, Electric System Rev. Bonds, Series 2021-A, 5.00% 2051	9,000	11,926
Tacoma School Dist. No. 10, Unlimited Tax G.O. Bonds, Series 2020-B, 4.00% 2041	3,205	3,940
University of Washington, General Rev. Ref. Bonds, Series 2020-C, 5.00% 2023	1,500	1,623
University of Washington, General Rev. Ref. Bonds, Series 2020-C, 5.00% 2032	1,450	1,935
University of Washington, General Rev. Ref. Bonds, Series 2020-C, 5.00% 2033	1,000	1,330
		546,373

West Virginia 0.33%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2009-A, 2.625% 2042	7,325	7,470
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Appalachian Power Co. - Amos Project), Series 2015-A, 2.55% 2040 (put 2024)	9,250	9,763
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Bonds (West Virginia United Health System Obligated Group), Series 2013-A, 5.50% 2044 (preref. 2023)	12,500	13,713
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Bonds (West Virginia University Health System Obligated Group), Series 2018-A, 5.00% 2052	1,000	1,220
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2035	1,430	1,787
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2036	1,500	1,869
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 4.00% 2037	6,510	7,518
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 4.00% 2038	1,375	1,585
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2043	7,940	9,763
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (West Virginia United Health System Obligated Group), Series 2016-A, 4.00% 2041	760	852

American Funds Tax-Exempt Funds	203

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
West Virginia (continued)
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	$1,940	$1,941
County of Mason, Pollution Control Rev. Bonds (Appalachian Power Co. Project), Series 2003-L, 2.75% 2022	8,560	8,802
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2021, 5.00% 2038	2,175	2,907
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2018, 5.00% 2043	975	1,215
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2021, 5.00% 2047	6,000	7,880
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2021, 4.00% 2051	10,985	13,190
		91,475

Wisconsin 1.62%
G.O. Bonds, Series 2015-A, 5.00% 2027	3,300	3,583
G.O. Rev. Ref. Bonds, Series 2012-2, 5.00% 2024 (preref. 2022)	1,065	1,104
G.O. Rev. Ref. Bonds, Series 2015-4, 5.00% 2026	5,670	6,545
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-2, (SIFMA Municipal Swap Index + 0.45%) 0.47% 2054 (put 2022)[2]	28,895	28,930
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2054 (put 2023)[2]	8,250	8,273
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-4, (SIFMA Municipal Swap Index + 0.65%) 0.67% 2054 (put 2024)[2]	4,200	4,236
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-B, 5.00% 2054 (put 2024)	10,000	11,172
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2013-B, 5.00% 2036 (preref. 2023)	2,000	2,185
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2017, 5.00% 2042	3,380	4,092
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2017, 4.00% 2047	2,500	2,845
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 4.00% 2035	10,200	11,760
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2035	8,710	10,494
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2036	5,470	6,582
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 4.00% 2039	18,395	21,120
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2039	9,750	11,686
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2016-A, 5.00% 2021	740	750
Health and Educational Facs. Auth., Rev. Bonds (Beloit Health System, Inc.), Series 2016, 5.00% 2041	1,590	1,873
Health and Educational Facs. Auth., Rev. Bonds (Children’s Hospital of Wisconsin, Inc.), Series 2017, 4.00% 2047	3,000	3,454
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[1]	3,495	4,112
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-A, 4.00% 2034	1,360	1,640
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-A, 4.00% 2035	1,000	1,203
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2046	5,150	6,006
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-B, 5.00% 2051 (put 2027)	4,035	4,882
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-B, 5.00% 2052 (put 2025)	3,445	3,919
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2036	3,870	4,902
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2037	3,500	4,423
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2044	27,200	33,814
Health and Educational Facs. Auth., Rev. Bonds (Rogers Memorial Hospital, Inc.), Series 2019-A, 5.00% 2038	1,000	1,191
Health and Educational Facs. Auth., Rev. Bonds (Rogers Memorial Hospital, Inc.), Series 2019-A, 5.00% 2049	2,580	3,042
Health and Educational Facs. Auth., Rev. Bonds (St. Camillus Health System, Inc.), Series 2019-A, 5.00% 2021	220	221
Health and Educational Facs. Auth., Rev. Bonds (The Medical College of Wisconsin, Inc.), Series 2016, 5.00% 2041	2,000	2,407
Health and Educational Facs. Auth., Rev. Bonds (ThedaCare, Inc.), Series 2015, 5.00% 2044	10,000	11,437
Health and Educational Facs. Auth., Rev. Ref. Bonds (Aurora Health Care, Inc.), Series 2013-A, 5.125% 2031 (preref. 2023)	1,750	1,896
Health and Educational Facs. Auth., Rev. Ref. Bonds (Gundersen Lutheran), Series 2011-A, 5.25% 2039	9,000	9,093
Health and Educational Facs. Auth., Rev. Ref. Bonds (Ministry Health Care, Inc.), Series 2012-C, 5.00% 2026 (preref. 2022)	30	32

204	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Health and Educational Facs. Auth., Rev. Ref. Bonds (Ministry Health Care, Inc.), Series 2012-C, 5.00% 2029 (preref. 2022)	$1,700	$1,786
Health and Educational Facs. Auth., Rev. Ref. Bonds (ProHealth Care, Inc. Obligated Group), Series 2015, 5.00% 2031	460	523
Health and Educational Facs. Auth., Rev. Ref. Bonds (ProHealth Care, Inc. Obligated Group), Series 2015, 5.00% 2033	500	567
Health and Educational Facs. Auth., Rev. Ref. Bonds (The Monroe Clinic, Inc.), Series 2016, 4.00% 2031 (preref. 2025)	450	515
Health and Educational Facs. Auth., Rev. Ref. Bonds (ThedaCare, Inc.), Series 2015, 5.00% 2039	920	1,054
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-A, 2.69% 2047	6,771	6,771
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-D, 4.00% 2047	11,135	12,229
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	13,785	14,901
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	7,930	8,547
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2019-A, 4.25% 2049	22,670	25,351
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	10,400	11,540
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2019-C, 3.75% 2050	29,405	32,476
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	2,460	2,718
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	715	716
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2019-A, 1.60% 2048 (put 2022)	1,750	1,756
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	560	561
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 5.00% 2040	1,000	1,290
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2046	500	586
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2051	2,925	3,412
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2056	3,440	3,987
Public Fin. Auth., Hospital Rev. Bonds (WakeMed), Series 2019-A, 5.00% 2044	3,000	3,709
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2031	3,115	3,709
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2032	3,250	3,862
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2040	11,585	13,620
Public Fin. Auth., Lease Dev. Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2041	4,850	5,727
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 4.00% 2024[1]	1,135	1,204
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2054[1]	1,500	1,727
Public Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-B, 5.00% 2028	2,595	3,202
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 5.00% 2035	1,000	1,192
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 4.00% 2046	1,000	1,115
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2040	3,975	4,877
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2045	1,530	1,858
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2050	1,000	1,136
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2055	1,250	1,416
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2058	2,000	2,419
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015, 5.25% 2047	1,000	1,112
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Wilmington, LLC - University of North Carolina Project), Series 2018, Assured Guaranty Municipal insured, 5.00% 2053	2,840	3,429
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Wilmington, LLC - University of North Carolina Project), Series 2018, Assured Guaranty Municipal insured, 5.00% 2058	9,850	11,871
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2034	1,125	1,388
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2044	1,915	2,305
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2049	1,250	1,497

American Funds Tax-Exempt Funds	205

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
City of Superior, Limited Obligation Rev. Ref. Bonds (Midwest Energy Resources Co. Project), Series 1991-E, FGIC-National insured, 6.90% 2021	$8,000	$8,000
University of Wisconsin, Hospitals and Clinics Auth., Rev. Bonds, Series 2013-A, 5.00% 2038	3,000	3,246
WPPI Energy, Power Supply System Rev. Ref. Bonds, Series 2013-A, 5.00% 2037	3,650	3,965
		453,776

Wyoming 0.02%
Community Dev. Auth., Housing Rev. Bonds, Series 2015-3, 3.00% 2044	95	99
Community Dev. Auth., Housing Rev. Bonds, Series 2015-6, 4.00% 2045	860	898
Community Dev. Auth., Housing Rev. Bonds, Series 2017-5, 4.00% 2046	3,130	3,391
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	1,445	1,629
		6,017

Total bonds, notes & other debt instruments (cost: $23,091,371,000)		24,859,631

Short-term securities 11.91%
Municipals 11.91%
Freddie Mac, Multi Family Certs., Series 2019-M-055, 0.23% 2028[1,2]	17,100	17,100
Freddie Mac, Multi Family Certs., Series 2007-M-012, 1.60% 2051 (put 2022)[3,8]	2,571	2,596
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1985, 0.04% 2025[2]	28,540	28,540
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1993-A, 0.02% 2033[2]	4,160	4,160
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (ExxonMobil Project), Series 2001, 0.04% 2029[2]	10,440	10,440
State of Arizona, Health Facs. Auth., Rev. Bonds (Banner Health), Series 2015-B, 0.03% 2046[2]	56,050	56,050
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.02% 2048[2]	38,800	38,800
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-A, 0.02% 2052[2]	40,730	40,730
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-B, 0.02% 2052[2]	9,650	9,650
State of Arizona, County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010, 0.12% 2029 (put 2021)[8]	16,500	16,501
State of California, Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-D-2, 0.01% 2047[2]	23,565	23,565
State of California, Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.01% 2053[2]	3,000	3,000
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-B, 0.02% 2035[2]	7,050	7,050
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.04% 2035[2]	10,190	10,190
State of California, G.O. Bonds, Series 2020, 0.01% 2048[2]	23,500	23,500
State of California, IAM Commercial Paper, Series 2021-A-2, 0.08% 9/1/2021	12,000	12,000
State of California, IAM Commercial Paper, Series 2021-A-6, 0.09% 9/1/2021	14,500	14,500
State of California, IAM Commercial Paper, Series 2021-A-1, 0.06% 9/15/2021	20,000	20,000
State of California, Irvine Ranch Water Dist. Nos. 105, 140, 240 and 250, Consolidated G.O. Bonds, Series 1993, 0.02% 2033[2]	10,100	10,100
State of California, Irvine Ranch Water Dist., Rev. Ref. Bonds, Series 2011-A-2, 0.05% 2037 (put 2022)[2,8]	7,100	7,100
State of California, Irvine Ranch Water Dist., Rev. Ref. Bonds, Series 2011-A-1, 0.06% 2037 (put 2022)[2,8]	2,645	2,645
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	265	264
State of California, City of Los Angeles, California Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	84,000	86,953
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-7, 0.02% 2035[2]	14,000	14,000
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-1, 0.02% 2035[2]	2,500	2,500
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2001-B-5, 0.01% 2034[2]	23,100	23,100
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.02% 2034[2]	13,100	13,100
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.02% 2050[2]	38,600	38,600

206	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.02% 2049[2]	$16,715	$16,715
State of California, City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2001-B, 0.01% 2035[2]	10,900	10,900
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.01% 2032[2]	4,085	4,085
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.01% 2037[2]	7,020	7,020
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.01% 2037[2]	2,545	2,545
State of California, Municipal Fin. Auth., Housing Rev. Bonds (Dino Papavaro Apartments Project), Series 2019, 0.30% 6/1/2022 (put 2021)[8]	15,745	15,687
State of California, Municipal Fin. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2005, 0.04% 2025[2]	4,550	4,550
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010, 0.15% 9/1/2021[8]	6,250	6,250
State of California, City of Pasadena, Demand Rev. Ref. Certs. of Part., Series 2008-A, 0.01% 2035[2]	19,820	19,820
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.02% 2042[2]	7,850	7,850
State of California, City of Riverside, Electric Rev. Ref. Bonds, Series 2011-A, 0.01% 2035[2]	13,000	13,000
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	20,000	20,353
State of California, Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2002, 0.04% 2024[2]	3,000	3,000
State of California, Statewide Communities Dev. Auth., Rev. IAM Commercial Paper (Kaiser Permanente), Series 2009-B-6, 0.12% 12/2/2021	11,050	11,050
State of California, City of Stockton, Public Fncg. Auth., Wastewater Bond Anticipation Notes, Series 2019, 1.40% 6/1/2022	2,000	2,003
State of California, Regents of the University of California, IAM Commercial Paper, Series 2021-A, 0.06% 10/1/2021	16,355	16,355
State of California, Regents of the University of California, IAM Commercial Paper, Series 2021-A, 0.06% 10/1/2021	4,194	4,194
State of California, Regents of the University of California, IAM Commercial Paper, Series 2021-A, 0.07% 10/1/2021	15,000	15,000
State of California, Dept. of Water Resources, Water Rev. IAM Commercial Paper, Series 2021-1, 0.08% 8/2/2021	12,000	12,000
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-A-2, 0.02% 2050[2]	20,630	20,630
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-B-1, 0.03% 2050[2]	4,500	4,500
State of Connecticut, Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2001-V-1, 0.01% 2036[2]	5,625	5,625
State of Connecticut, Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2001-V-2, 0.03% 2036[2]	1,765	1,765
District of Columbia, Housing Fin. Agcy., Collateralized Multi Family Housing Mortgage Rev. Bonds (Liberty Place Apartments Project), Series 2021, 0.25% 12/1/2021[1]	555	555
District of Columbia, Water and Sewer Auth., Public Utility Multimodal Rev. Bonds, Series 2014-B-1, 0.01% 2050[2]	5,700	5,700
State of Florida, Capital Facs. Fin. Agcy., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc.), Series 2010-A, 0.12% 2034 (put 2021)[8]	44,135	44,136
State of Florida, City of Gainesville, Utilities System Rev. Bonds, Series 2019-C, 0.02% 2047[2]	14,295	14,295
State of Idaho, Health Facs. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-ID, 0.10% 2048 (put 2021)[8]	16,500	16,500
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	45,000	46,195
State of Illinois, City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2021-B, 5.00% 12/1/2021	500	508
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.02% 2044[2]	29,150	29,150
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-B, Wells Fargo LOC, 0.02% 2044[2]	26,270	26,270
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-A, 0.02% 2044[2]	5,840	5,840
State of Illinois, Joliet Regional Port Dist., Marine Terminal Rev. Ref. Bonds (Exxon Project), Series 1989, 0.04% 2024[2]	19,100	19,100
State of Indiana, Bond Bank, Advance Funding Program Notes, Series 2021-A, 2.00% 1/10/2022	2,830	2,846

American Funds Tax-Exempt Funds	207

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.04% 2039[2]	$34,000	$34,000
State of Indiana, Fin. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2008-E-8, 0.02% 2033[2]	5,000	5,000
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-F, 0.02% 2041[2]	22,140	22,140
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-E, 0.03% 2041[2]	15,915	15,915
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.04% 2040[2]	62,395	62,395
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2011, 0.04% 2051[2]	4,570	4,570
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 1993, 0.04% 3/1/2022[2]	9,185	9,185
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2010-A, 0.04% 2035[2]	12,445	12,445
State of Louisiana, Louisiana Stadium and Exposition Dist., Bond Anticipation Notes, Series 2021, 4.00% 2023	1,440	1,523
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-B, 0.01% 2043[2]	5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-A, 0.02% 2043[2]	21,700	21,700
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008, 0.03% 2043[2]	30,500	30,500
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.01% 2049[2]	20,000	20,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.01% 2050[2]	22,000	22,000
State of Maryland, County of Montgomery, G.O. Bonds, Series 2017-E, 0.03% 2037[2]	37,420	37,420
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-B, 0.12% 9/1/2021	11,150	11,150
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-A, 0.07% 9/16/2021	40,000	40,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-A, 0.07% 9/16/2021	5,000	5,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-B, 0.07% 9/23/2021	35,000	35,000
State of Maryland, County of Montgomery, Rev. Bonds (Trinity Health Credit Group), Series 2013, 0.08% 2041 (put 2021)[8]	28,500	28,500
State of Massachusetts, G.O. Bonds (Central Artery/Ted Williams Tunnel Infrastructure Loan Act of 2000), Series 2000-B, 0.02% 2030[2]	3,500	3,500
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Harvard University Issue), Series 1999-R, 0.03% 2049[2]	8,960	8,960
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Partners Healthcare System Issue), Series 2007-C, Assured Guaranty Municipal insured, 0.04% 2042[2]	7,530	7,530
State of Massachusetts, Massachusetts Bay Transportation Auth., General Transportation System Bonds, Demand Obligations, Series 2000-A-2, 0.01% 2030[2]	21,220	21,220
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-A, 0.07% 8/18/2021	12,000	12,000
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-B, 0.08% 8/18/2021	20,000	20,000
State of Michigan, Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-1, 0.08% 2034 (put 2021)[8]	25,000	25,000
State of Michigan, Fin. Auth., State Aid Rev. Notes, Series 2020-A-2, 4.00% 8/20/2021	7,000	7,012
State of Michigan, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2016-E-2, 0.02% 2047[2]	15,500	15,500
State of Michigan, Board of Trustees of Michigan State University, IAM Commercial Paper, Series 2021-G, 0.09% 10/7/2021	2,910	2,910
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.02% 2042[2]	51,960	51,960
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2008-A, 0.02% 2038[2]	26,065	26,065
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.02% 2042[2]	10,450	10,450
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.01% 2038[2]	20,000	20,000
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2016, 0.01% 2047[2]	46,800	46,800
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-E, 0.03% 2030[2]	11,155	11,155
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2007-A, 0.04% 2030[2]	24,500	24,500
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-J, 0.04% 2035[2]	22,100	22,100
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2011-E, 0.04% 2035[2]	20,700	20,700

208	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2011-F, 0.04% 2035[2]	$15,240	$15,240
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.02% 2041[2]	37,500	37,500
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[2]	5,200	5,200
State of New York, Dormitory Auth., Rev. IAM Commercial Paper, Series 2002-C, 0.08% 12/3/2021	7,600	7,600
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2018-C-2, 5.00% 9/1/2021	8,125	8,154
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2019-B-1, 5.00% 5/15/2022	2,025	2,099
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	6,800	6,919
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-1, 5.00% 2023	785	841
State of New York, New York City G.O. Bonds, Series 2008-C-4, Assured Guaranty Municipal insured, 0.17% 2027[2]	18,175	18,175
State of New York, New York City G.O. Bonds, Series 2006-E-2, 0.02% 2034[2]	25,215	25,215
State of New York, New York City G.O. Bonds, Series 2006-E-4, 0.02% 2034[2]	9,165	9,165
State of New York, New York City G.O. Bonds, Series 2005-E-3, 0.02% 2034[2]	5,630	5,630
State of New York, New York City G.O. Bonds, Series 2004-H-8, 0.02% 2034[2]	3,040	3,040
State of New York, New York City G.O. Bonds, Series 2008-L-3, 0.02% 2036[2]	24,425	24,425
State of New York, New York City G.O. Bonds, Series 2013-F-3, 0.02% 2042[2]	36,785	36,785
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[2]	6,995	6,995
State of New York, New York City G.O. Bonds, Series 2021-3, 0.12% 2042[2]	5,460	5,460
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2000-C, 0.03% 2033[2]	28,400	28,400
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2012-A-2, 0.02% 2044[2]	9,545	9,545
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2008-BB-2, 0.02% 2035[2]	41,775	41,775
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2007-CC-1, 0.03% 2038[2]	16,340	16,340
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.02% 2044[2]	39,175	39,175
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2013-AA-2, 0.02% 2046[2]	4,500	4,500
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.02% 2048[2]	39,270	39,270
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-6, 0.03% 2048[2]	30,555	30,555
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-BB-1, 0.02% 2049[2]	40,860	40,860
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-2, 0.03% 2050[2]	13,370	13,370
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 1999-A-1, 0.02% 2028[2]	32,700	32,700
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.02% 2041[2]	60,810	60,810
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2014-B-3, 0.02% 2042[2]	33,800	33,800
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-4, 0.03% 2042[2]	25,000	25,000
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-A-4, 0.04% 2043[2]	16,840	16,840
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-4, 0.02% 2045[2]	42,850	42,850
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-4, 0.03% 2045[2]	62,845	62,845
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-3, 0.03% 2045[2]	16,895	16,895
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-E-4, 0.03% 2045[2]	16,445	16,445
State of Ohio, County of Franklin, Rev. Bonds (CHE Trinity Health Credit Group), Series 2013, 0.10% 2046 (put 2021)[8]	11,000	11,000
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.02% 2039[2]	1,300	1,300
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.02% 2052[2]	30,800	30,800
State of Ohio, Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2013, 0.08% 2033[2]	27,820	27,820
State of Ohio, Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2015-B, 0.08% 2045[2]	2,400	2,400
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.02% 2048[2]	16,945	16,945

American Funds Tax-Exempt Funds	209

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Tennessee, City of Clarksville, Public Building Auth., Pooled Fncg. Rev. Bonds, Series 2003, Bank of America LOC, 0.03% 2033[2]	$2,710	$2,710
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2002, Bank of America LOC, 0.03% 2032[2]	2,875	2,875
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2008, Bank of America LOC, 0.03% 2038[2]	1,480	1,480
State of Texas, County of Alachua, Health Facs. Auth., Rev. IAM Commercial Paper (Shands Hospitals), Series 2008-A, 0.09% 9/8/2021	10,000	10,000
State of Texas, City of Dallas, Waterworks and Sewer System IAM Commercial Paper, Series 2021-F-1, 0.07% 8/23/2021	17,000	17,000
State of Texas, Gulf Coast Waste Disposal Auth., Pollution Control Rev. Ref. Bonds (Exxon Project), Series 1989, 0.01% 2024[2]	16,630	16,630
State of Texas, County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. IAM Commercial Paper, Series 2021-B-1, 0.13% 8/3/2021	50,000	50,000
State of Texas, County of Harris, IAM Commercial Paper, Series 2021-D, 0.09% 8/18/2021	6,581	6,581
State of Texas, County of Harris, IAM Commercial Paper, Series 2021-A-1, 0.09% 8/18/2021	1,900	1,900
State of Texas, County of Harris, IAM Commercial Paper, Series 2021-D, 0.08% 8/19/2021	12,545	12,545
State of Texas, County of Harris, IAM Commercial Paper, Series 2021-C, 0.08% 8/19/2021	500	500
State of Texas, County of Harris, Industrial Dev. Corp., Pollution Control Rev. Bonds (Exxon Project), Series 1984-A, 0.04% 2024[2]	20,300	20,300
State of Texas, County of Harris, Industrial Dev. Corp., Pollution Control Rev. Bonds (Exxon Project), Series 1984-A, 0.04% 2024[2]	5,400	5,400
State of Texas, County of Harris, Metropolitan Transit Auth., IAM Commercial Paper, Series 2021-A-1, 0.10% 10/1/2021	29,100	29,100
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.02% 2034[2]	25,000	25,000
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-A, 0.02% 2034[2]	5,000	5,000
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-G-2, 0.07% 8/5/2021	10,000	10,000
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-H-2, 0.07% 8/5/2021	8,750	8,750
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-D-2, 0.07% 8/19/2021	5,000	5,000
State of Texas, County of Jefferson, Port Arthur Navigation Dist., Pollution Control Rev. Ref. Bonds (Texaco, Inc. Project), Series 1994, 0.04% 2024[2]	22,900	22,900
State of Texas, Lower Neches Valley Auth. Industrial Dev. Corp., Rev. Bonds (ExxonMobil Project), Series 2011, 0.03% 2051[2]	18,265	18,265
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[8]	1,415	1,415
State of Texas, Port Arthur Navigation Dist. Industrial Dev. Corp., Rev. Bonds (Air Products Project), Series 2005, 0.02% 2040[2]	18,600	18,600
State of Texas, Tax and Rev. Anticipation Notes, Series 2020, 4.00% 8/26/2021	180,175	180,629
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/9/2021	20,000	20,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/2/2021	25,000	25,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/17/2021	10,700	10,700
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.09% 10/18/2021	15,000	15,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.08% 11/4/2021	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A-2, 0.13% 8/16/2021	15,000	15,000
State of Texas, Board of Regents of the University of Texas System, Rev. Ref. Bonds, Series 2007-B, 0.01% 2033[2]	33,300	33,300
State of Texas, Board of Regents of the University of Texas System, University Rev. IAM Commercial Paper, Series 2021-A, 0.12% 8/10/2021	25,000	25,000
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.02% 2036[2]	14,335	14,335
State of Virginia, County of Loudoun, Industrial Dev. Auth., Multi-Modal Rev. Bonds (Howard Hughes Medical Institute Issue), Series 2003-C, 0.02% 2038[2]	3,025	3,025
State of Wisconsin, IAM Commercial Paper, Series 2016-A-2, 0.14% 8/24/2021	25,000	25,000

210	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Wyoming, County of Lincoln, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.04% 2044[2]	$11,750	$11,750
State of Wyoming, County of Sublette, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.04% 2044[2]	14,775	14,775
State of Wyoming, County of Uinta, Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 1992, 0.04% 2022[2]	7,800	7,800

Total short-term securities (cost: $3,337,408,000)		3,337,479
Total investment securities 100.62% (cost: $26,428,779,000)		28,197,110
Other assets less liabilities (0.62%)		(174,385)

Net assets 100.00%		$28,022,725

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000) [9]	Value at 7/31/2021 (000) [10]	Unrealized depreciation at 7/31/2021 (000)
10 Year U.S. Treasury Note Futures	Short	1,077	September 2021	$(107,700)	$(144,806)	$(2,218)
10 Year Ultra U.S. Treasury Note Futures	Short	4,685	September 2021	(468,500)	(703,921)	(19,221)
						$(21,439)

[1]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $488,065,000, which represented 1.74% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Step bond; coupon rate may change at a later date.
[4]	Scheduled interest and/or principal payment was not received.
[5]	Valued under fair value procedures adopted by authority of the board of trustees. The total value of the security was $3,811,000, which represented .01% of the net assets of the fund.
[6]	Value determined using significant unobservable inputs.
[7]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[8]	For short-term securities, the mandatory put date is considered to be the maturity date.
[9]	Notional amount is calculated based on the number of contracts and notional contract size.
[10]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

See notes to financial statements.

American Funds Tax-Exempt Funds	211

American High-Income Municipal Bond Fund

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the lowest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated” category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 86.78%	Principal amount (000)	Value (000)
Alabama 0.70%
City of Birmingham, Special Care Facs. Fncg. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-B, 5.00% 2046	$500	$596
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	5,000	5,152
City of Hoover, Industrial Dev. Board, Environmental Improvement Rev. Bonds (U.S. Steel Corp. Project), Series 2020, AMT, 6.375% 2050 (put 2030)	2,500	3,230
County of Houston, Health Care Auth., Hospital Rev. Bonds, Series 2016-A, 5.00% 2030	5,050	5,877
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2032	1,000	1,227
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2033	2,000	2,454
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.00% 2042	7,175	8,336
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2044	1,600	1,785
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.25% 2048	700	785
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 7.00% 2051	520	615
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.50% 2053	5,530	6,483
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2028	250	179
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2034	2,500	1,091
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2035	17,475	7,023
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2036	7,500	2,768
County of Jefferson, Sewer Rev. Warrants, Convertible Capital Appreciation Warrants, Series 2013-F, 0% 2046 (7.75% on 10/1/2023)[1]	2,500	2,583
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2015, 5.00% 2033	2,500	2,834
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2016, 5.00% 2036	3,400	3,835
City of Phenix, Industrial Dev. Board, Environmental Improvement Rev. Ref. Bonds (MeadWestvaco-Mead Coated Board Project), Series 2012-A, AMT, 4.125% 2035	6,155	6,375
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	10,385	13,075
		76,303

Alaska 0.07%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	2,915	3,241
Industrial Dev. and Export Auth., Power Rev. Ref. Bonds, Series 2015, AMT, 5.00% 2033	2,000	2,216
Industrial Dev. and Export Auth., Power Rev. Ref. Bonds, Series 2015, AMT, 5.00% 2034	2,000	2,211
		7,668

American Samoa 0.15%
Econ. Dev. Auth., General Rev. Bonds, Series 2021-A, 5.00% 2038[2]	1,500	1,888
Econ. Dev. Auth., Rev. Ref. Bonds, Series 2015-A, 7.125% 2038[2]	11,000	14,590
		16,478

212	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona 2.75%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	$750	$954
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	930	1,210
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-A, 5.00% 2022[2]	500	512
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-B, 5.00% 2023[2]	180	188
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-B, 5.70% 2029[2]	770	809
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-B, 6.00% 2033[2]	700	733
Town of Florence, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional School Project - Queen Creek and Casa Grande Campuses), Series 2013, 5.75% 2033	250	272
City of Glendale, Industrial Dev. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.125% 2033	475	478
City of Glendale, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Glencroft Retirement Community Project), Series 2016, 4.25% 2026	520	530
City of Glendale, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Glencroft Retirement Community Project), Series 2016, 5.00% 2036	600	620
City of Glendale, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Glencroft Retirement Community Project), Series 2016, 5.25% 2046	1,545	1,595
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (The Terraces of Phoenix Project), Series 2018-A, 5.00% 2033	745	813
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (The Terraces of Phoenix Project), Series 2018-A, 5.00% 2048	750	802
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Royal Oaks - Insirata Pointe), Series 2020-A, 5.00% 2056	4,000	4,574
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Royal Oaks Life Care Community), Series 2016, 5.00% 2039	2,250	2,471
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2037	1,100	1,318
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2038	600	717
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2039	750	894
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2040	800	951
Industrial Dev. Auth., Charter School Rev. Social Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2050	2,500	2,925
Industrial Dev. Auth., Education Facs. Rev. Bonds (Leman Academy of Excellence - East Tucson and Central Tucson Projects), Series 2019-A, 5.00% 2039[2]	3,500	3,754
Industrial Dev. Auth., Education Facs. Rev. Bonds (Leman Academy of Excellence - East Tucson and Central Tucson Projects), Series 2019-A, 5.00% 2049[2]	7,250	7,724
Industrial Dev. Auth., Education Facs. Rev. Bonds (Leman Academy of Excellence - East Tucson and Central Tucson Projects), Series 2019-A, 5.00% 2054[2]	6,000	6,384
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2018-B, 5.50% 2038[2]	1,200	1,406
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-B, 5.125% 2047[2]	2,230	2,546
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2018-B, 5.625% 2048[2]	2,500	2,912
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-B, 5.25% 2051[2]	570	653
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2018-B, 5.75% 2053[2]	3,750	4,382
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2019, 5.00% 2054[2]	1,000	1,170
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 4.00% 2027[2]	2,600	2,850
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2037[2]	675	794
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.125% 2037[2]	1,500	1,740
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 5.00% 2047[2]	2,125	2,472
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2047[2]	1,035	1,204
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.25% 2047[2]	3,200	3,692
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.375% 2050[2]	9,750	11,292
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2051[2]	3,450	4,003
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 5.00% 2051[2]	1,550	1,799
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 3.55% 2029[2]	940	1,028
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 5.00% 2039[2]	1,575	1,826
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 5.00% 2049[2]	2,250	2,575

American Funds Tax-Exempt Funds	213

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Industrial Dev. Auth., Education Rev. Bonds (Leman Academy of Excellence Projects), Series 2017-A, 5.00% 2037[2]	$1,350	$1,392
Industrial Dev. Auth., Education Rev. Bonds (Leman Academy of Excellence Projects), Series 2017-A, 5.25% 2047[2]	4,830	4,976
Industrial Dev. Auth., Education Rev. Bonds (Leman Academy of Excellence Projects), Series 2017-A, 5.25% 2052[2]	2,500	2,574
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Cadence Campus Project), Series 2020-A, 4.00% 2040[2]	1,850	2,025
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Cadence Campus Project), Series 2020-A, 4.00% 2050[2]	2,480	2,677
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Horizon, Inspirada and St. Rose Campus Projects), Series 2018-A, 5.75% 2038[2]	1,960	2,314
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Horizon, Inspirada and St. Rose Campus Projects), Series 2018-A, 5.75% 2048[2]	3,230	3,788
Industrial Dev. Auth., Education Rev. Bonds (Somerset Academy of Las Vegas - Lone Mountain Campus Projects), Series 2019-A, 3.75% 2029[2]	565	626
Industrial Dev. Auth., Education Rev. Bonds (Somerset Academy of Las Vegas - Lone Mountain Campus Projects), Series 2019-A, 5.00% 2039[2]	440	514
Industrial Dev. Auth., Education Rev. Bonds (Somerset Academy of Las Vegas - Lone Mountain Campus Projects), Series 2019-A, 5.00% 2049[2]	800	921
Industrial Dev. Auth., Municipal Certs., Series 2019-2, Class X, interest only, 1.007% 2033[3,4]	159,920	10,243
Industrial Dev. Auth., Municipal Certs., Series 2019-2, Class A, 3.625% 2033	16,618	19,129
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2058	1,750	2,148
County of La Paz, Industrial Dev. Auth, Education Fac. Lease Rev. Bonds (Charter School Solutions Albuquerque School of Excellence Project), Series 2016-A, 5.00% 2046[2]	5,400	5,702
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Benjamin Franklin Charter School Projects), Series 2018-A, 6.00% 2038[2]	2,000	2,467
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Benjamin Franklin Charter School Projects), Series 2018-A, 6.00% 2052[2]	3,625	4,392
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-B, 5.00% 2039[2]	3,500	4,200
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 5.25% 2045	4,075	5,125
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-B, 5.00% 2049[2]	3,500	4,119
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 4.00% 2050	3,620	4,148
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-B, 5.00% 2054[2]	2,525	2,962
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Paradise Schools Projects), Series 2016, 5.00% 2036[2]	2,750	3,141
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Paradise Schools Projects), Series 2016, 5.00% 2047[2]	10,580	11,894
County of Maricopa, Pollution Control Rev. Ref. Bonds (El Paso Electric Co. Palo Verde Project), Series 2009-A, 3.60% 2040	2,000	2,235
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2035[2]	6,080	6,834
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2035[2]	1,500	1,686
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2045[2]	5,500	6,133
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2046[2]	7,100	7,914
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 5.75% 2024[2]	800	871
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 4.00% 2026[2]	2,620	2,824
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 6.50% 2034[2]	1,560	1,813
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2035[2]	1,590	1,752

214	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 5.00% 2041[2]	$15,075	$16,948
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 6.75% 2044[2]	6,900	7,991
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2045[2]	2,250	2,444
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 5.00% 2046[2]	2,500	2,791
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2018-A, 5.00% 2038[2]	3,100	3,194
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2019-A, 5.00% 2039[2]	410	422
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2018-A, 5.25% 2048[2]	3,000	3,090
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2019-A, 5.00% 2049[2]	1,185	1,218
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2018-A, 5.25% 2053[2]	4,980	5,128
City of Phoenix, Industrial Dev. Auth., Lease Rev. Bonds (Rowan University Project), Series 2012, 5.25% 2034	5,000	5,205
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2034[2]	725	789
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2039[2]	655	707
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2049[2]	1,100	1,177
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2052[2]	2,150	2,298
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 3.25% 2024[2]	210	219
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2029[2]	300	337
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2034[2]	400	441
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2039[2]	500	546
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2049[2]	1,500	1,620
County of Pinal, Industrial Dev. Auth., Environmental Facs. Rev. Green Bonds (WOF SW GGP 1 LLC Project), Series 2018, AMT, 7.25% 2033[2]	11,500	12,829
City of Tempe, Industrial Dev. Auth., Rev. Bonds (Friendship Village of Tempe), Series 2019, 5.00% 2050	1,600	1,745
City of Tempe, Industrial Dev. Auth., Rev. Bonds (Friendship Village of Tempe), Series 2019, 5.00% 2054	1,850	2,014
City of Tempe, Industrial Dev. Auth., Rev. Ref. Bonds (Friendship Village of Tempe), Series 2012-A, 6.25% 2042	1,000	1,010
County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.30% 2027	4,515	4,589
		301,863

Arkansas 0.14%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.57% 2044 (put 2022)[4]	1,725	1,723
Dev. Fin. Auth., Industrial Dev. Rev. Bonds (Big River Steel Project), Series 2019, AMT, 4.50% 2049[2]	2,735	3,064
Dev. Fin. Auth., Industrial Dev. Rev. Green Bonds (Big River Steel Project), Series 2020, AMT, 4.75% 2049[2]	9,250	10,644
		15,431

California 4.38%
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2027	100	115
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2031	150	170
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2032	160	181

American Funds Tax-Exempt Funds	215

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2033	$320	$361
City of Anaheim, Public Fncg. Auth., Lease Rev. Bonds (Anaheim Convention Center Expansion Project), Series 2014-A, 5.00% 2046	2,000	2,214
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2011, 6.00% 2031	1,250	1,255
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-A, 5.00% 2047	3,500	3,603
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-B-1, 5.00% 2049	2,000	2,511
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Capital Appreciation Bonds, Series 2020-B-1, 0% 2055	9,000	1,839
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.70% 2024	600	619
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.80% 2025	650	671
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.90% 2026	625	645
City of Cerritos, Public Fncg. Auth., Rev. Bonds (Los Coyotes Redev. Project Loan), Series 1993-A, AMBAC insured, 6.50% 2023	955	1,071
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-F, 0% 2040	5,000	3,081
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-F, 0% 2042	5,000	2,857
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-2, 4.00% 2047[2]	2,500	2,774
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[2]	22,510	25,608
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[2]	7,370	8,462
Community Housing Agcy., Essential Housing Rev. Bonds (Fountains at Emerald Park), Series 2021-A-2, 4.00% 2046[2]	3,000	3,362
Community Housing Agcy., Essential Housing Rev. Bonds (Fountains at Emerald Park), Series 2021-A-1, 3.00% 2056[2]	3,155	3,297
Community Housing Agcy., Essential Housing Rev. Bonds (Verdant at Green Valley), Series 2019-A, 5.00% 2049[2]	3,525	4,096
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2034	1,000	742
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2036	1,100	758
Corona-Norco Unified School Dist., Public Fin. Auth., Special Tax Rev. Bonds, Series 2016-05-1, 4.00% 2029	615	694
Corona-Norco Unified School Dist., Public Fin. Auth., Special Tax Rev. Bonds, Series 2016-05-1, 4.00% 2030	640	727
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (MODA at Monrovia Station), Series 2021-A-2, 4.00% 2056[2]	10,115	11,144
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Pasadena Portfolio), Series 2021-A-2, 3.00% 2056	3,180	3,314
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Pasadena Portfolio), Series 2021-B, 4.00% 2056[2]	725	809
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Union South Bay), Series 2021-A-2, 4.00% 2056[2]	5,715	6,268
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.10%) 0.12% 2046 (put 2024)[4]	6,500	6,502
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2017-B, 4.00% 2047	3,150	3,574
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2019-V-1, 5.00% 2049	2,500	4,051
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 4.00% 2033	4,000	4,184
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2038	1,210	768
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2039	1,000	610
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2040	1,000	586
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2021-C, 4.00% 2043	3,674	4,359
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2034	1,000	793
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2035	1,000	772
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2013-A, 0% 2042	5,000	3,060
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A-1, 5.00% 2047	985	1,017
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2007-B, 0% 2047	29,200	6,570
Grossmont Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2008, 0% 2032	5,000	4,214

216	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Series 2020-A, 5.00% 2045	$10,700	$13,061
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Series 2020-A, 5.00% 2061	14,085	16,944
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Capital Appreciation Bonds, Series 2020-B, 0% 2061[1,2]	10,000	6,418
Health Facs. Fncg. Auth., Rev. Bonds (CommonSpirit Health), Series 2020-A, 4.00% 2049	1,500	1,776
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2051	2,750	3,198
Housing Fin. Agcy., Municipal Certs., Series 2019-1, Class X, interest only, 0.29% 2035[3,4]	27,808	590
Housing Fin. Agcy., Municipal Certs., Series 2021-1, Class X, interest only, 0.796% 2035[3,4]	62,781	4,360
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	6,519	7,773
Housing Fin. Agcy., Municipal Certs., Series 2019-A-1, 4.25% 2035	8,430	10,451
Independent Cities Lease Fin. Auth., Mobile Home Park Rev. Ref. Bonds (Palomar Estates West), Series 2015, 5.00% 2036	1,000	1,101
Infrastructure and Econ. Dev. Bank, Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	1,760	2,109
Infrastructure and Econ. Dev. Bank, Rev. Bonds (WFCS Portfolio Projects), Capital Appreciation Bonds, Series 2021-B, 0% 2061[2]	39,615	4,083
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2032	350	408
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2033	590	686
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2034	615	713
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2035	375	434
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2020, 4.00% 2036	350	399
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2020, 4.00% 2050	1,100	1,236
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2027	70	82
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2031	2,685	3,089
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2035	3,330	3,795
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2040	120	137
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2045	275	311
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2049	675	762
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-B, 5.375% 2035	730	789
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2045	500	554
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2034	2,930	3,897
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2035	4,625	6,145
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2038	6,920	9,099
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2046	1,000	1,284
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.50% 2039	1,800	3,009
Madera Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2005, National insured, 0% 2030	4,000	3,545
Morongo Band of Mission Indians, Rev. Ref. Bonds, Series 2018-B, 5.00% 2042[2]	11,415	13,731
Municipal Fin. Auth., Charter School Rev. Bonds (Rocketship Education - Multiple Projects), Series 2014-A, 6.00% 2023	250	265
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2036	750	870
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2046	1,745	1,998
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.25% 2035[2]	2,035	2,377
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.50% 2045[2]	5,600	6,503
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2046[2]	750	877
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-A, 5.25% 2039	1,200	1,320
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-B, 5.875% 2049	1,000	1,080
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 4.00% 2029[2]	420	457
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2049[2]	1,525	1,675
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2057[2]	1,100	1,203
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 4.00% 2047	11,455	13,022
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2047	4,005	4,898
Municipal Fin. Auth., Rev. Bonds (Social Bonds - HealthRIGHT 360), Series 2019-A, 5.00% 2039[2]	525	592
Municipal Fin. Auth., Rev. Bonds (Social Bonds - HealthRIGHT 360), Series 2019-A, 5.00% 2049[2]	2,000	2,228

American Funds Tax-Exempt Funds	217

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2026	$1,065	$1,241
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2030	2,505	2,869
Municipal Fin. Auth., Senior Living Rev. Bonds (Mt. San Antonio Gardens Project), Series 2019, 5.00% 2039	425	506
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2021)	460	465
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2046	290	350
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2051	920	998
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2054	940	1,016
Northern California Gas Auth. No. 1, Gas Project Rev. Bonds, Series 2007-B, (3-month USD-LIBOR + 0.67%) 0.855% 2027[4]	7,460	7,505
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.25% 2045	560	639
City of Oroville, Hospital Rev. Bonds (Oroville Hospital), Series 2019, 5.25% 2049	5,335	6,114
City of Oroville, Hospital Rev. Bonds (Oroville Hospital), Series 2019, 5.25% 2054	2,500	2,846
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 4.00% 2041	220	240
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 4.00% 2051	1,175	1,266
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Improvement Bonds, Series 2007, 5.05% 2027	1,820	1,827
Palomar Health, Rev. Ref. Bonds, Series 2016, 5.00% 2027	2,160	2,621
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2029	2,750	2,468
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2030	9,000	7,881
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2031	2,500	2,142
Pollution Control Fncg. Auth., Water Furnishing Rev. Bonds (Poseidon Resources (Channelside) LP Desalination Project), Series 2012 Plant Bonds, AMT, 5.00% 2045[2]	3,000	3,161
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-3, 2.125% 2027[2]	1,015	1,030
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-2, 2.375% 2028[2]	1,000	1,017
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-1, 3.125% 2029[2]	1,575	1,608
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2036[2]	625	754
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2046[2]	240	282
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2051[2]	710	832
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2056[2]	645	752
Public Works Board, Lease Rev. Bonds (Trustees of the California State University), Series 2013-H, 5.00% 2024 (preref. 2023)	20	22
Public Works Board, Lease Rev. Bonds (Trustees of the California State University), Series 2013-H, 5.00% 2029 (preref. 2023)	5	6
Public Works Board, Lease Rev. Bonds (Trustees of the California State University, Various California State University Projects), Series 2011-B, 5.00% 2031 (preref. 2021)	5	5
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2037	500	554
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2013, 5.50% 2039	1,785	1,983
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2035 (preref. 2024)	425	487
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2038	3,750	4,344
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2048	4,545	5,197
County of Riverside, Redev. Agcy., Tax Allocation Bonds (Jurupa Valley Redev. Project Area), Capital Appreciation Bonds, Series 2011-B, 0% 2039	4,210	2,752
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,000	1,161
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	455	525
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2031	595	685
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2033	500	573

218	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
County of Sacramento, Water Fncg. Auth., Rev. Ref. Bonds (Water Agcy. Zones 40 and 41), Series 2007-B, FGIC-National insured, (3-month USD-LIBOR + 0.55%) 0.64% 2034[4]	$5,000	$5,009
City of San Buenaventura, Rev. Bonds (Community Memorial Health System), Series 2011, 7.50% 2041 (preref. 2021)	10,290	10,537
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2011-A, 5.10% 2030	915	918
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2027	355	428
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2028	785	940
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2029	245	292
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2030	245	290
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-A-2, AMT, 5.00% 2049	5,000	6,215
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2046	1,155	1,310
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2051	1,140	1,290
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2036[2]	440	515
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2051[2]	2,155	2,482
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2031	500	520
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2044	915	988
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Mission Bay South Redev. Project), Series 2016-C, 5.00% 2031	665	804
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 4.00% 2027[2]	1,000	1,109
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2013-A-1, 7.375% 2043 (preref. 2022)	2,895	3,122
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2044[2]	2,000	2,362
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2029[2]	1,000	1,161
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2048[2]	1,000	1,120
School Fin. Auth., Charter School Rev. Bonds (Larchmont Charter School Project), Series 2018-A, 5.00% 2028[2]	585	663
School Fin. Auth., Charter School Rev. Bonds (Larchmont Charter School Project), Series 2018-A, 5.00% 2043[2]	760	854
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2016-A, 5.00% 2046[2]	1,850	2,033
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2017-A, 5.125% 2047[2]	750	839
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2017-A, 5.25% 2052[2]	250	280
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2037[2]	360	415
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2047[2]	1,470	1,668
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[2]	8,965	10,309
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[2]	440	506
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2017-A, 5.00% 2052[2]	2,350	2,639
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2022[2]	385	394
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2023[2]	400	425
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2024[2]	420	457
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2025[2]	235	262
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 5.00% 2049[2]	1,000	1,148
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2027	100	103
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2028	120	124

American Funds Tax-Exempt Funds	219

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.125% 2030	$175	$180
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.125% 2031	460	474
Southern California Logistics Airport Auth., Tax Allocation Parity Bonds (Southern California Logistics Airport Project), Series 2005-A, RADIAN insured, 4.50% 2030	120	120
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2045	850	962
Statewide Communities Dev. Auth., Rev. Bonds (California Baptist University), Series 2014-A, 6.375% 2043	2,700	3,005
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2034[2]	275	342
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2039[2]	370	454
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.125% 2023	665	705
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2014-A, 5.25% 2044	5,000	5,677
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.25% 2056[2]	13,275	15,044
Statewide Communities Dev. Auth., Rev. Bonds (Terraces at San Joaquin Gardens Project), Series 2012-A, 6.00% 2042 (preref. 2022)	1,000	1,068
Statewide Communities Dev. Auth., Rev. Ref. Bonds (California Baptist University), Series 2017-A, 5.00% 2032[2]	720	877
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2046[2]	3,750	4,327
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2040	1,150	1,360
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (Custodial Receipts), Series 2017, 4.305% 2032	4,705	5,066
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	490	511
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Capital Appreciation Bonds, Series 2019-B2-2, 0% 2054	10,735	2,142
Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2016-L, 4.00% 2037	2,300	2,615
		479,826

Colorado 5.64%
County of Adams, Amber Creek Metropolitan Dist., Limited Tax G.O. Bonds, Series 2017-B, 7.75% 2047[5]	513	536
County of Adams, Amber Creek Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2037	1,292	1,365
County of Adams, Amber Creek Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 5.125% 2047	500	527
County of Adams, Bradburn Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2018-B, 7.25% 2047[5]	2,488	2,814
County of Adams, Bradburn Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.00% 2038	840	940
County of Adams, Bradburn Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.00% 2047	1,200	1,322
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds, Series 2017-B, 7.00% 2047[5]	670	698
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 4.00% 2027	986	1,042
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.00% 2037	1,055	1,119
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.00% 2047	3,170	3,350
County of Adams, Clear Creek Station Metropolitan Dist., Limited Tax G.O. Bonds, Series 2017-B, 7.375% 2047[5]	500	523
County of Adams, Clear Creek Station Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 4.375% 2032	780	822
County of Adams, Clear Creek Station Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2047	7,250	7,647
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-A, 4.00% 2031	525	567
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2041	2,350	2,603

220	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2050	$5,000	$5,522
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-B, 7.90% 2050	1,125	1,140
County of Adams, DIATC Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019, 5.00% 2039[2]	1,245	1,360
County of Adams, DIATC Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019, 5.00% 2049[2]	2,000	2,170
County of Adams, Pomponio Terrace Metropolitan Dist., Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2049	1,475	1,593
County of Adams, Pomponio Terrace Metropolitan Dist., Limited Tax G.O. Bonds, Series 2019-B, 7.75% 2049[5]	816	863
County of Adams, Rocky Mountain Rail Park Metropolitan Dist., Limited Tax G.O. and Enterprise Rev. Bonds, Series 2021-A, 5.00% 2041[2]	4,000	4,396
County of Adams, Rocky Mountain Rail Park Metropolitan Dist., Limited Tax G.O. and Enterprise Rev. Bonds, Series 2021-A, 5.00% 2051[2]	7,350	8,014
County of Adams, The Village at Dry Creek Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2019, 4.375% 2044	1,870	1,991
County of Arapahoe, Copperleaf Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2020-A, 5.00% 2049	4,500	4,916
County of Arapahoe, Fitzsimons Village Metropolitan Dist. No. 1, Limited Tax G.O. and Special Rev. Ref. Bonds, Series 2020-A, 5.00% 2049	2,090	2,245
County of Arapahoe, Gardens of Havana Metropolitan Dist. No. 3, Special Rev. Ref. Bonds, Series 2017-A, 4.625% 2027	2,690	2,857
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2033	1,685	2,062
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2038	3,345	4,043
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2043	6,000	7,182
City of Arvada, Canyon Pines Metropolitan Dist., Special Improvement Dist. No. 1, Special Assessment Rev. Bonds, Series 2021-A-2, 3.75% 2040	5,000	4,899
City of Arvada, Leyden Ranch Metropolitan Dist., Limited Tax G.O. Tax Bonds, Series 2017-A, 5.125% 2047	1,123	1,186
City of Arvada, Leyden Ranch Metropolitan Dist., Limited Tax G.O. Tax Bonds, Series 2017-B, 7.00% 2047[5]	500	522
City of Arvada, Leyden Rock Metropolitan Dist. No. 10, Limited Tax G.O. Bonds, Series 2017-C, 10.75% 2049[5]	1,026	1,058
City of Arvada, Leyden Rock Metropolitan Dist. No. 10, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016-A, 4.00% 2025	1,000	1,038
City of Arvada, Leyden Rock Metropolitan Dist. No. 10, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016-A, 4.375% 2033	2,750	2,851
City of Arvada, Leyden Rock Metropolitan Dist. No. 10, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016-A, 5.00% 2045	2,250	2,333
City of Arvada, Leyden Rock Metropolitan Dist. No. 10, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016-B, 7.25% 2045[5]	1,000	1,034
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2035	2,000	2,193
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2046	1,000	1,083
City of Arvada, Sabell Metropolitan Dist., Limited Tax G.O. Bonds, Series 2020-B-3, 8.25% 2050[2,5]	606	631
City of Arvada, Sabell Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2020-A, 5.00% 2050[2]	1,060	1,163
City of Arvada, Westown Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.00% 2047 (preref. 2022)	1,390	1,475
County of Arvada, Haskins Station Metropolitan Dist., Limited Tax G.O. and Special Rev. Bonds, Series 2019-A, 5.00% 2039	650	711
County of Arvada, Haskins Station Metropolitan Dist., Limited Tax G.O. and Special Rev. Bonds, Series 2019-A, 5.00% 2049	925	1,003
City of Aurora, Aurora Crossroads Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2040	1,000	1,107
City of Aurora, Aurora Crossroads Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2050	1,000	1,096
City of Aurora, Cornerstar Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2017-A, 4.50% 2027	1,500	1,589
City of Aurora, Forest Trace Metropolitan Dist. No. 3, Limited Tax G.O. Bonds, Series 2020-B, 7.875% 2049[5]	933	1,014
City of Aurora, Horizon Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2021-A-3, 4.50% 2051[2]	2,705	2,783
City of Aurora, Inspiration Metropolitan Dist., Fourth Tier Limited Tax Bonds, Series 2017-D, 7.50% 2051	2,488	2,488
City of Aurora, International Center Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016, 4.625% 2031	627	650
City of Aurora, International Center Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016, 5.00% 2046	3,140	3,254

American Funds Tax-Exempt Funds	221

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
City of Aurora, Parkside at City Centre Business Improvement Dist., Special Rev. and Tax Supported Senior Bonds, Series 2019-A, 6.25% 2048	$13,490	$14,447
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2018-B, 7.25% 2035[5]	636	673
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 4.50% 2028	496	534
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2037	550	595
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2043	500	538
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2037	2,265	2,623
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2037	600	695
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2047	3,085	3,518
City of Aurora, Tallyn’s Reach Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2013, 5.00% 2033	448	493
City of Aurora, Tallyn’s Reach Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2013, 5.125% 2038 (preref. 2024)	2,070	2,291
City of Aurora, Transport Metropolitan Dist. No. 3, G.O. Limited Tax Bonds, Series 2021-A-1, 4.125% 2031	800	894
City of Aurora, Transport Metropolitan Dist. No. 3, G.O. Limited Tax Bonds, Series 2021-A-1, 5.00% 2041	3,700	4,200
City of Aurora, Transport Metropolitan Dist. No. 3, G.O. Limited Tax Bonds, Capital Appreciation Bonds, Series 2021-A-1, 0% 2051[1]	3,000	2,698
City of Brighton, Brighton Crossing Metropolitan Dist. No. 6, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2040	515	577
City of Brighton, Brighton Crossing Metropolitan Dist. No. 6, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2050	2,000	2,219
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-B, 6.375% 2047	1,000	1,072
City of Brighton, Prairie Corner Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 4.875% 2051	3,000	3,043
City and County of Broomfield, Arista Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.00% 2038	6,700	7,262
City and County of Broomfield, Arista Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2048	10,325	11,148
City and County of Broomfield, Aspen Street Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021-A-3, 5.125% 2050	3,239	3,389
City and County of Broomfield, Baseline Metropolitan Dist. No. 1, Special Rev. Bonds, Series 2021-A, 5.00% 2042	555	600
City and County of Broomfield, Baseline Metropolitan Dist. No. 1, Special Rev. Bonds, Series 2021-A, 5.00% 2051	1,000	1,076
City and County of Broomfield, Baseline Metropolitan Dist. No. 1, Special Rev. Bonds, Series 2021-B, 7.50% 2051	2,190	2,204
City and County of Broomfield, Broomfield Village Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2021-A-2, 5.00% 2049[2]	1,440	1,598
City and County of Broomfield, Broomfield Village Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2021-A-2, 5.00% 2049[2]	735	792
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.00% 2025	1,915	1,829
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.75% 2046	4,450	3,967
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 6.00% 2050	3,700	3,360
City and County of Broomfield, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021, 4.00% 2031	650	686
City and County of Broomfield, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2051	575	621
City and County of Broomfield, Midcities Metropolitan Dist. No. 2, Special Rev. Ref. Bonds, Series 2016-B, 7.75% 2046[5]	1,428	1,476
City and County of Broomfield, Palisade Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2016, 4.375% 2031	733	759
City and County of Broomfield, Palisade Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2016, 5.00% 2046	2,798	2,899
City and County of Broomfield, Palisade Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2019, 7.25% 2049[5]	4,712	4,950
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 3.00% 2021	161	162
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 3.50% 2026	500	517
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 5.00% 2030	5,140	5,335
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,620	1,680
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 5.00% 2046	5,200	5,388
Colorado Science and Technology Park Metropolitan Dist. No.1, Special Rev. Ref. and Improvement Bonds, Series 2018, 4.375% 2026	3,220	3,495
Colorado Science and Technology Park Metropolitan Dist. No.1, Special Rev. Ref. and Improvement Bonds, Series 2018, 5.00% 2033	3,040	3,301

222	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Colorado Science and Technology Park Metropolitan Dist. No.1, Special Rev. Ref. and Improvement Bonds, Series 2018, 5.25% 2048	$3,125	$3,375
City of Colorado Springs, Banning Lewis Ranch Metropolitan Dist. No. 8, Limited Tax G.O. Bonds, Series 2021, 4.875% 2051[2]	3,000	3,016
City of Colorado Springs, Copper Ridge Metropolitan Dist., Tax Increment and Sales Tax Rev. Bonds, Series 2019, 4.00% 2029	5,650	5,818
City of Colorado Springs, Peak Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 4.00% 2035[2]	540	585
City of Colorado Springs, Peak Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2041[2]	670	748
City of Colorado Springs, Peak Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2051[2]	2,900	3,212
City of Colorado Springs, Peak Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-B, 7.625% 2051[2]	1,651	1,689
Town of Columbine Valley, Wild Plum Metropolitan Dist., Limited Tax G.O. Bonds, Series 2019-B, 5.00% 2049	595	652
Commerce City, Buffalo Ridge Metropolitan Dist., Limited Tax G.O. Bonds, Series 2018-B, 7.375% 2047[5]	3,488	3,711
Commerce City, Nexus North at DIA Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2041	520	572
Commerce City, Nexus North at DIA Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	570	622
Commerce City, Reunion Metropolitan Dist., Special Rev. Bonds, Series 2021-A, 3.625% 2044	7,225	7,269
City and County of Denver, 9th Avenue Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2018, 5.00% 2048	2,475	2,664
City and County of Denver, Belleview Station Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2017, 4.50% 2029	1,271	1,317
City and County of Denver, Belleview Station Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2017, 5.00% 2036	605	627
City and County of Denver, Belleview Station Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2017, 5.125% 2046	2,375	2,461
City and County of Denver, Broadway Park North Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2020, 5.00% 2040[2]	1,325	1,479
City and County of Denver, Broadway Park North Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2020, 5.00% 2049[2]	1,550	1,718
City and County of Denver, Broadway Station Metropolitan Dist. No. 3, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2019-A, 5.00% 2039	3,080	3,408
City and County of Denver, Broadway Station Metropolitan Dist. No. 3, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Capital Appreciation Bonds, Series 2019-B, 0% 2049 (7.50% on 12/1/2027)[1]	20,665	14,436
City and County of Denver, Dept. of Aviation, Special Facs. Airport Rev. Ref. Bonds (United Air Lines Project), Series 2017, AMT, 5.00% 2032	1,655	1,769
City and County of Denver, International Center Metropolitan Dist. No. 14, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2018, 5.875% 2046	6,475	7,041
City and County of Denver, Loretto Heights Community Auth., Special Rev. Bonds, Series 2021, 4.875% 2051	6,000	6,250
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	2,700	3,195
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	3,500	4,128
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	1,000	1,166
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2024	2,000	2,111
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2018-A, 5.25% 2039[2]	6,930	7,622
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2018-A, 5.25% 2039[2]	6,750	7,427
County of Douglas, Chambers Highpoint Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2021, 5.00% 2041	515	555
County of Douglas, Chambers Highpoint Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2021, 5.00% 2051	835	886
County of Douglas, Cielo Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021-3, 5.25% 2050	2,500	2,656
County of Douglas, Hilltop Metropolitan Dist., Limited Tax G.O. Bonds, Series 2020-A, 6.25% 2050	1,655	1,758
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[4]	1,020	1,022
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2006-B, National insured, 0% 2037	5,065	2,703
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2010, 0% 2040	3,610	2,369
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2041	85	96
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2051	300	336
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2061	495	550
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Vega Collegiate Academy Project), Series 2021-A, 5.00% 2034[2]	300	346

American Funds Tax-Exempt Funds	223

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Vega Collegiate Academy Project), Series 2021-A, 5.00% 2051[2]	$900	$1,008
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Vega Collegiate Academy Project), Series 2021-A, 5.00% 2061[2]	1,435	1,599
Educational and Cultural Facs. Auth., Rev. Ref. Bonds (University of Denver), Series 2007, National insured, 5.25% 2025	1,000	1,139
County of El Paso, Flying Horse Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. Bonds, Series 2019, 6.00% 2049[2,5]	2,965	3,173
County of Elbert, Elbert and Highway 86 Commercial Metropolitan Dist., Special Rev. and Tax Supported Rev. Ref. and Improvement Bonds, Series 2021-A, 5.00% 2041[2]	1,700	1,872
County of Elbert, Elbert and Highway 86 Commercial Metropolitan Dist., Special Rev. and Tax Supported Rev. Ref. and Improvement Bonds, Series 2021-A, 5.00% 2051[2]	2,000	2,186
County of Elbert, Independence Metropolitan Dist. No. 3, Limited Tax G.O. Bonds, Series 2019-A, 6.25% 2049	4,700	5,104
Town of Elizabeth, Highway 86 Metropolitan Dist., G.O. Limited Tax Cash Flow Bonds, Series 2021-A-3, 5.125% 2051	1,015	1,061
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-B, 6.95% 2054[5]	3,100	3,279
Town of Erie, Westerly Metropolitan Dist. No. 4, G.O. Limited Tax Bonds, Series 2021-A-1, 5.00% 2040	1,000	1,116
Town of Erie, Westerly Metropolitan Dist. No. 4, G.O. Limited Tax Bonds, Series 2021-A-2, 0% 2050[1]	1,000	850
Town of Erie, Westerly Metropolitan Dist. No. 4, G.O. Limited Tax Bonds, Series 2021-A-1, 5.00% 2050	1,500	1,657
Town of Firestone, Cottonwood Hollow Residential Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	13,573	13,683
City of Fort Collins, Harmony Technology Park Metropolitan Dist. No. 2, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017, 5.00% 2047 (preref. 2022)	5,270	5,758
City of Fort Collins, Waters’ Edge Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	4,445	4,501
Town of Frederick, Hidden Creek Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021-A-3, 4.625% 2045[2]	1,145	1,150
Health Facs. Auth., Health Care Facs. Rev. Bonds (American Baptist Homes of the Midwest Obligated Group), Series 2013, 8.00% 2043	11,100	11,912
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2030 (preref. 2025)	3,000	3,537
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2032	1,500	1,769
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2036	2,360	2,783
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2037 (preref. 2027)	2,300	2,867
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2045 (preref. 2025)	1,000	1,179
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2047 (preref. 2027)	3,520	4,387
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2012, 5.00% 2042 (preref. 2022)	4,600	4,788
Health Facs. Auth., Hospital Rev. Bonds (AdventHealth Obligated Group), Series 2021-A, 4.00% 2050	10,500	12,718
Health Facs. Auth., Hospital Rev. Bonds (Parkview Medical Center, Inc. Project), Series 2020-A, 4.00% 2050	1,150	1,314
Health Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-A-2, 4.00% 2049	5,000	5,806
Health Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-B-2, 5.00% 2049 (put 2026)	5,000	5,978
Health Facs. Auth., Rev. Bonds (Covenant Retirement Communities, Inc.), Series 2018, 5.00% 2048	2,480	2,936
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.00% 2042[6]	2,500	1,375
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.125% 2047[6]	5,500	3,025
Health Facs. Auth., Rev. Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-B, 5.00% 2027	1,055	1,143
Health Facs. Auth., Rev. Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-B, 5.00% 2039	2,045	2,156
Health Facs. Auth., Rev. Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-B, 5.00% 2048	3,890	4,101
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 4.00% 2038	1,150	1,282
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 5.00% 2038	2,800	3,207
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2021, 4.00% 2042	1,965	2,188
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.00% 2027	455	539

224	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2031	$2,395	$2,829
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2032	850	1,004
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2037	2,300	2,717
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2047	1,500	1,772
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2026	750	831
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2031	3,345	3,655
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2037	7,250	7,871
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2029	1,555	1,786
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2012-A, 5.00% 2033	7,250	7,720
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2035	210	238
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2013-A, 5.75% 2036	1,000	1,130
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	1,100	1,217
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	1,830	2,023
City and County of Jefferson, Dinosaur Ridge Metropolitan Dist., Special Rev. Ref. and Improvement Bonds, Series 2019, 5.00% 2049	3,465	3,733
County of Jefferson and City and County of Broomfield, Verve Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2036	1,025	1,151
County of Jefferson and City and County of Broomfield, Verve Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2041	2,250	2,507
County of Jefferson and City and County of Broomfield, Verve Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2051	8,895	9,822
Town of Johnstown, Thompson Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2019, 5.00% 2039	1,400	1,537
Town of Johnstown, Thompson Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2019, 5.00% 2049	6,875	7,458
County of La Plata, Three Sprints Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. Bonds, Series 2020-B, 7.125% 2050	1,685	1,732
County of Larimer, East Fossil Creek Ranch Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021-A, 6.00% 2048	4,750	4,825
City of Littleton, Littleton Village Metropolitan Dist. No. 2, Special Rev. Ref. Bonds, Series 2018-B, 7.625% 2028[5]	1,140	1,215
City of Loveland, Cascade Ridge Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	3,000	3,040
Town of Parker, Cottonwood Highlands Metropolitan Dist. No. 1, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2019-A, 5.00% 2049	900	972
Town of Parker, Reata Ridge Village Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2049	905	985
Town of Parker, Reata Ridge Village Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-B, 8.00% 2049[5]	614	641
Town of Parker, Westcreek Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, 5.375% 2048	800	869
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.125% 2023	1,965	2,119
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.25% 2028	2,000	2,560
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-B, 4.00% 2034	1,000	1,230
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2035	7,260	8,898
Town of Severance, Hunters Overlook Metropolitan Dist. No. 5, Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2039	910	997
Town of Severance, Hunters Overlook Metropolitan Dist. No. 5, Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2049	1,985	2,163
Town of Severance, Hunters Overlook Metropolitan Dist. No. 5, Limited Tax G.O. Bonds, Series 2019-B, 8.50% 2049[5]	1,825	1,916
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.50% 2036	5,213	5,418
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.75% 2046	2,585	2,686
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 6.50% 2048[5]	3,500	3,045
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2019-B, 8.00% 2049[5]	3,954	4,140
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2019-A, 4.00% 2029	1,870	2,040

American Funds Tax-Exempt Funds	225

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2038	$5,705	$6,284
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2049	6,095	6,660
City of Thornton, Big Dry Creek Metropolitan Dist., Limited Tax G.O. Bonds, Series 2017-B, 7.75% 2047[5]	644	675
City of Thornton, Big Dry Creek Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.75% 2047	2,415	2,568
Town of Vail, Solaris Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-B, 7.00% 2046[5]	1,500	1,552
Town of Vail, Solaris Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2016-A, 5.00% 2036	1,835	1,910
Town of Vail, Solaris Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2016-A, 5.00% 2046	9,385	9,764
County of Weld, Vista Ridge Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds, Series 2006-B, 9.50% 2040 (preref. 2021)[1]	985	1,033
Town of Windsor, Great Western Metropolitan Dist. No. 5, Limited Tax G.O. Rev. Ref. Bonds, Series 2020, 4.75% 2050	2,750	3,017
Town of Windsor, Iron Mountain Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-B, 8.00% 2049[5]	1,000	1,044
Town of Windsor, Iron Mountain Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2039	1,635	1,773
Town of Windsor, Iron Mountain Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2049	2,510	2,702
		617,959

Connecticut 0.76%
Harbor Point Infrastructure Improvement Dist., Special Obligation Rev. Ref. Bonds (Harbor Point Project), Series 2017, 5.00% 2030[2]	3,250	3,853
Harbor Point Infrastructure Improvement Dist., Special Obligation Rev. Ref. Bonds (Harbor Point Project), Series 2017, 5.00% 2039[2]	11,055	12,879
Health and Educational Facs. Auth., Rev. Bonds (Griffin Hospital Issue), Series 2020-G-1, 5.00% 2039[2]	1,000	1,228
Health and Educational Facs. Auth., Rev. Bonds (Griffin Hospital Issue), Series 2020-G-1, 5.00% 2044[2]	1,000	1,216
Health and Educational Facs. Auth., Rev. Bonds (Healthcare Fac. Expansion Issue - Church Home of Hartford, Inc. Project), Series 2016-A, 5.00% 2053[2]	1,640	1,839
Health and Educational Facs. Auth., Rev. Bonds (Mary Wade Home Obligated Group), Series 2019-A-1, 5.00% 2039[2]	1,000	1,117
Health and Educational Facs. Auth., Rev. Bonds (Mary Wade Home Obligated Group), Series 2019-A-1, 5.00% 2054[2]	7,000	7,753
Health and Educational Facs. Auth., Rev. Bonds (McLean Affiliates, Inc.), Series 2020-A, 5.00% 2045[2]	1,455	1,641
Health and Educational Facs. Auth., Rev. Bonds (McLean Affiliates, Inc.), Series 2020-A, 5.00% 2055[2]	1,625	1,822
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2026	280	339
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2027	150	186
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2028	205	259
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2029	550	707
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2017-A, AMT, 4.00% 2031	585	623
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2017-A, AMT, 4.125% 2032	580	620
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2017-A, AMT, 4.125% 2033	290	309
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-B, AMT, 3.25% 2036	1,700	1,780
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 2.25% 2037	2,500	2,538
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-2, AMT, 4.00% 2041	1,295	1,406
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Bonds, Series 2016-A, 5.50% 2026[2]	4,935	5,375
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-C, 6.25% 2030[2]	4,500	5,230
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2020-B, 6.50% 2035[2]	14,090	17,549
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-A, 6.75% 2045[2]	9,266	9,824
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015, 7.00% 2045[2]	2,485	2,643
		82,736

226	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Delaware 0.07%
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2040 (put 2025)	$4,495	$4,585
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2050	2,235	2,704
		7,289

District of Columbia 0.51%
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2010-B, 6.50% 2044[1]	5,000	6,831
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Capital Appreciation Bonds, Series 2010-A, Assured Guaranty Municipal insured, 0% 2037	10,255	6,217
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Capital Appreciation Bonds, Series 2010-A, 0% 2037	5,000	3,109
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-B, 4.00% 2053	8,000	9,332
Rev. Bonds (DC International School Issue), Series 2019, 5.00% 2039	1,000	1,237
Rev. Bonds (DC International School Issue), Series 2019, 5.00% 2049	1,275	1,552
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2036	1,295	1,496
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2041	1,545	1,772
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2046	1,850	2,112
Rev. Bonds (Rocketship DC Obligated Group), Series 2021-A, 5.00% 2041[2]	1,000	1,203
Rev. Bonds (Rocketship DC Obligated Group), Series 2021-A, 5.00% 2061[2]	2,600	3,070
Rev. Ref. Bonds (KIPP DC Issue), Series 2017-B, 5.00% 2048	4,220	5,009
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2006-A, 0% 2046	60,820	13,167
		56,107

Florida 4.37%
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2032	500	542
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2042	2,000	2,157
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2046	1,500	1,616
County of Alachua, Health Facs. Auth., Health Facs. Rev. Bonds (Shands HealthCare Project), Series 2007-A, (3-month USD-LIBOR x 0.67 + 0.87%) 0.96% 2037[4]	1,745	1,729
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-A, 4.00% 2049	2,500	2,937
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds (Shands HealthCare Project), Series 2014-A, 5.00% 2044	3,700	4,206
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 3.10% 2025	175	180
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 3.375% 2030	335	353
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 3.875% 2040	900	964
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 4.10% 2050	1,000	1,071
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2043	365	422
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2048	5,000	5,757
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2053	2,450	2,810
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2032	2,470	2,755
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2039	750	830
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 4.00% 2044	29,215	34,152
County of Broward, Airport System Rev. Ref. Bonds, Series 2013-A, 5.25% 2043 (preref. 2023)	2,000	2,216
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2029	1,000	1,271
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2030	1,000	1,289
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2033	1,500	1,908

American Funds Tax-Exempt Funds	227

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2034	$1,500	$1,901
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2035	500	631
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 4.00% 2024	190	202
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 5.00% 2029	405	463
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 5.00% 2039	1,770	1,984
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 5.00% 2054	1,400	1,547
Capital Trust Agcy., Educational Facs. Rev. Bonds (Charter Educational Foundation, Inc.), Series 2018-A, 5.375% 2038[2]	1,105	1,270
Capital Trust Agcy., Educational Facs. Rev. Bonds (Charter Educational Foundation, Inc.), Series 2018-A, 5.375% 2048[2]	2,595	2,939
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 5.00% 2039[2]	1,285	1,564
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 5.00% 2054[2]	2,150	2,558
Capital Trust Agcy., Educational Facs. Rev. Bonds (Odyssey Charter School), Series 2019, 5.00% 2049[2]	1,270	1,438
Capital Trust Agcy., Educational Facs. Rev. Bonds (Odyssey Charter School), Series 2019, 5.00% 2054[2]	2,385	2,695
Capital Trust Agcy., Educational Facs. Rev. Bonds (Renaissance Charter School), Series 2017-A, 5.125% 2037[2]	5,225	5,917
Capital Trust Agcy., Educational Facs. Rev. Bonds (Renaissance Charter School), Series 2017-A, 5.25% 2047[2]	9,900	11,154
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 4.00% 2029[2]	445	497
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2017-A, 5.00% 2037[2]	1,370	1,569
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 5.00% 2039[2]	1,125	1,283
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2017-A, 5.00% 2047[2]	3,070	3,459
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 5.00% 2049[2]	2,735	3,079
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2017-A, 5.00% 2052[2]	1,790	2,012
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 5.00% 2054[2]	1,340	1,504
Capital Trust Agcy., Rev. Bonds (Educational Growth Fund, LLC Charter School Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	14,195	16,949
Capital Trust Agcy., Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	1,550	1,840
Capital Trust Agcy., Rev. Bonds (WFCS Portfolio Projects), Series 2021-B, 0% 2061[2]	6,500	637
Capital Trust Agcy., Rev. Bonds, Capital Appreciation Bonds (Educational Growth Fund, LLC Charter School Portfolio Projects), Series 2021-B, 0% 2061[2]	145,480	18,104
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2039	1,000	1,228
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2048	5,000	6,044
Town of Davie, Educational Facs. Rev. Bonds (Nova Southeastern University Project), Series 2013-A, 6.00% 2042	400	439
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2050[2]	2,085	2,430
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2055[2]	3,480	4,044
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Outreach Charter Academy), Series 2021-A, 4.00% 2056[2]	1,390	1,496
Dev. Fin. Corp., Educational Facs. Rev. Bonds (River City Science Academy Projects), Series 2021-A, 4.00% 2055	1,000	1,084
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (Renaissance Charter School, Inc.), Series 2020-C, 4.00% 2030[2]	470	518
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (Renaissance Charter School, Inc.), Series 2020-C, 5.00% 2040[2]	1,050	1,194
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (Renaissance Charter School, Inc.), Series 2020-C, 5.00% 2050[2]	2,055	2,307
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2013-A, 5.50% 2028	1,535	1,634
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2013-A, 6.00% 2033	14,780	15,881
Dev. Fin. Corp., Senior Living Rev. Bonds (Mayflower Retirement Community Center, Inc.), Series 2020-A, 5.25% 2050[2]	2,000	2,381
Dev. Fin. Corp., Senior Living Rev. Bonds (Mayflower Retirement Community Center, Inc.), Series 2020-A, 5.25% 2055[2]	2,000	2,373
Dev. Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Pro USA, Inc. Project), Series 2017, AMT, 5.00% 2029 (put 2022)[2]	8,330	8,646
Dev. Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Pro USA, Inc. Project), Series 2019, AMT, 5.00% 2029[2]	3,000	3,234
Dev. Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Pro USA, Inc. Project), Series 2021, AMT, 3.00% 2032	9,170	9,707
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 4.00% 2050	3,385	3,943
Halifax Hospital Medical Center, Hospital Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,170	1,408
Halifax Hospital Medical Center, Hospital Rev. Ref. Bonds, Series 2016, 5.00% 2030	2,750	3,277
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Bonds (Florida Institute of Technology), Series 2019, 5.00% 2035	750	931
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2045	1,000	1,196
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2055	3,600	4,255

228	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2027	$1,000	$1,271
County of Lee, Airport Rev. Ref. Bonds, Series 2011-A, AMT, 5.375% 2032	9,935	9,952
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2011-B, 6.50% 2031	2,600	2,638
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2039	2,140	2,548
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2044	5,250	6,207
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2049	7,805	9,197
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood Centre North), Series 2015, 4.875% 2035	465	502
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood Centre North), Series 2015, 4.875% 2045	1,960	2,096
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood National and Polo Run Project), Series 2017, 5.25% 2037	1,000	1,135
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood National and Polo Run Project), Series 2017, 5.375% 2047	1,100	1,244
County of Martin, Health Facs. Auth., Hospital Rev. Bonds (Martin Memorial Medical Center), Series 2012, 5.50% 2042 (preref. 2021)	3,000	3,046
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Infrastructure Project), Series 2014-B, 5.00% 2037	1,735	1,808
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Parking Garage Project), Series 2014-A, 4.25% 2024	1,270	1,328
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,225	1,475
County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2008, AMT, 0.40% 2023	3,000	3,000
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2012, 5.00% 2021	1,000	1,013
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2012, 5.00% 2022	1,920	2,034
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2014, 5.00% 2039	1,500	1,671
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2036	4,000	4,770
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2042	17,500	20,718
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2048	11,500	13,529
City of North Port, West Villages Improvement Dist. (Unit of Dev. No. 2), Special Assessment Bonds, Series 2019-A-1, 5.75% 2036	2,510	2,515
City of North Port, West Villages Improvement Dist. (Unit of Dev. No. 2), Special Assessment Bonds, Series 2019-A-2, 5.75% 2036	2,295	1,331
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2035	1,000	1,140
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-C, 5.00% 2040	1,935	2,192
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2040	1,000	1,142
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2035	1,500	1,740
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2036	4,100	4,548
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2040	3,000	3,471
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2041	4,880	5,408
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2045	4,300	4,967
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2047	6,280	6,950
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2033	1,240	1,506
County of Palm Beach, Health Facs. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2032	4,935	5,917
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2028	1,920	2,209
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-B, 4.00% 2041	250	293
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-B, 5.00% 2042	650	799

American Funds Tax-Exempt Funds	229

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Toby & Leon Cooperman Sinai Residences of Boca Raton Expansion), Series 2020, 5.00% 2055	$3,900	$4,257
City of Palm Coast, Palm Coast Park Community Dev. Dist., Special Assessment Bonds, Series 2006, 5.70% 2037	2,755	2,759
City of Palm Coast, Town Center at Palm Coast Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2005, 6.00% 2036	2,505	2,508
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2004-A, 6.00% 2036[6]	1,035	25
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-A-2, 6.25% 2038[1]	260	267
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Capital Appreciation Bonds, Series 2012-A-1, 6.00% 2036[1]	135	138
County of Pinellas, Industrial Dev. Auth., Rev. Bonds (Drs. Kiran & Pallavi Patel 2017 Foundation for Global Understanding, Inc. Project), Series 2019, 5.00% 2029	2,450	2,866
County of Pinellas, Industrial Dev. Auth., Rev. Bonds (Drs. Kiran & Pallavi Patel 2017 Foundation for Global Understanding, Inc. Project), Series 2019, 5.00% 2039	3,070	3,728
County of Polk, Industrial Dev. Auth., Retirement Fac. Rev. Ref. and Improvement Bonds (Carpenters Home Estates, Inc. Project), Series 2019-A, 5.00% 2039	400	450
County of Polk, Lake Ashton II Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2005-A, 5.375% 2036	1,224	1,225
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2039	2,250	2,497
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2044	3,420	3,775
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2036	2,000	2,298
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Bonds, Series 2007-B, 5.10% 2014[6]	10,260	2
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2011, 0% 2039[7,8]	25,045	3,862
City of St. Cloud, Stevens Plantation Community Dev. Dist., Special Assessment Rev. Bonds, Series 2003-B, 6.375% 2013[6]	3,491	2,217
City of St. Cloud, Stevens Plantation Improvement Project Dependent Special Dist., Rev. Bonds, Series 2003, 6.375% 2013 (put 2023)[6]	3,584	1,039
County of St. Johns, Industrial Dev. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2020-A, 4.00% 2055	3,315	3,785
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2022	110	115
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2023	115	123
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2036	1,000	1,138
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2041	750	844
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2046	710	793
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2050	1,000	1,114
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2002, 5.00% 2032[6]	2,480	2,536
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2016, 6.32% 2045	215	222
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2037	2,150	2,349
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2042	4,150	4,519
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2047	3,645	3,959
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2052	6,695	7,263
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Improvement Bonds (Sunnyside Village Project), Series 2018, 5.00% 2048	1,075	1,223
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Ref. Bonds (Village on the Isle Project), Series 2016, 5.00% 2026	150	171
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Ref. Bonds (Village on the Isle Project), Series 2016, 5.00% 2027	180	204
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Ref. Bonds (Village on the Isle Project), Series 2016, 5.00% 2030	120	135
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2047	4,350	5,369

230	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2024[2]	$1,000	$1,114
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2030[2]	6,000	6,608
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, BAM insured, 4.00% 2037	2,115	2,377
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2015-A, 5.00% 2040	1,350	1,533
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2055	1,800	2,050
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2045	3,945	4,494
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2020-A, 4.00% 2050	1,865	2,150
City of Venice, Retirement Community Rev. Improvement Bonds (Village on the Isle Project), Series 2019, 5.00% 2037	1,000	1,142
City of Venice, Retirement Community Rev. Improvement Bonds (Village on the Isle Project), Series 2019, 5.00% 2047	4,205	4,753
City of Venice, Retirement Community Rev. Improvement Bonds (Village on the Isle Project), Series 2019, 5.00% 2052	3,010	3,395
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.75% 2031	3,925	4,272
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 4.125% 2037	1,990	2,170
		479,154

Georgia 1.38%
City of Atlanta, Dev. Auth., Health Care Facs. Rev. Bonds, Capital Appreciation Bonds, Series 2017-B-2, 0% 2044	1,631	66
City of Atlanta, Dev. Auth., Senior Health Care Facs. Rev. Bonds (Georgia Proton Treatment Center Project), Series 2017-A-1, 7.00% 2040	4,000	3,019
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	2,510	2,580
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2017-C, 4.125% 2045	5,000	5,697
County of Cobb, Dev. Auth., Parking and Dining Hall Lease Rev. Ref. Bonds (Kennesaw State University Real Estate Foundations Projects), Series 2017, 5.00% 2033	1,000	1,240
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	1,180	1,182
County of Dekalb, Housing Auth., Senior Living Rev. Bonds (Baptist Retirement Communities of Georgia, Inc. and Clairmont Crest, Inc. Project), Series 2019-A, 5.125% 2049[2]	5,145	4,499
County of Dekalb, Housing Auth., Senior Living Rev. Bonds (Baptist Retirement Communities of Georgia, Inc. and Clairmont Crest, Inc. Project), Series 2019-A, 5.25% 2054[2]	4,750	4,170
Geo. L. Smith II World Congress Center Auth., Convention Center Hotel Second Tier Rev. Bonds, Series 2021-B, 3.625% 2031[2]	3,940	4,495
Geo. L. Smith II World Congress Center Auth., Convention Center Hotel Second Tier Rev. Bonds, Series 2021-B, 5.00% 2036[2]	4,625	5,727
Geo. L. Smith II World Congress Center Auth., Convention Center Hotel Second Tier Rev. Bonds, Series 2021-B, 5.00% 2054[2]	3,175	3,838
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-A, 4.00% 2050	480	541
County of Houston, Hospital Auth., Rev. Bonds (Houston Hospital, Inc.), Series 2016-B, 5.00% 2031 (preref. 2024)[1]	4,470	5,024
Counties of Macon and Bibb, Urban Dev. Auth., Rev. Bonds (Academy for Classical Education, Inc.), Series 2017, 5.75% 2037[2]	1,200	1,413
Counties of Macon and Bibb, Urban Dev. Auth., Rev. Bonds (Academy for Classical Education, Inc.), Series 2017, 5.875% 2047[2]	2,180	2,547
Counties of Macon and Bibb, Urban Dev. Auth., Rev. Bonds (Academy for Classical Education, Inc.), Series 2017, 6.00% 2052[2]	1,530	1,793
Main Street Natural Gas, Inc., Gas Project Rev. Bonds, Series 2007-A, 5.50% 2023	1,020	1,131
Main Street Natural Gas, Inc., Gas Project Rev. Bonds, Series 2007-A, 5.50% 2026	1,000	1,233
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2043	860	1,062
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-C, 4.00% 2048 (put 2023)	4,000	4,318
City of Marietta, Dev. Auth., Rev. Bonds (Life University, Inc. Project), Series 2017-A, 5.00% 2037[2]	2,500	2,839
County of Monroe, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2039 (put 2025)	1,000	1,028
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2019-A, 5.00% 2059	15,700	19,229

American Funds Tax-Exempt Funds	231

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.00% 2060	$6,740	$7,745
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.50% 2060	19,100	22,311
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2063	10,175	12,545
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 4.00% 2046	330	382
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2019-B, 5.00% 2048	4,000	4,898
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2056	505	623
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2063	1,200	1,481
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2034	2,300	2,904
Municipal Electric Auth., Project One Bonds, Series 2019-A, 4.00% 2049	2,700	3,089
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2029	1,000	1,114
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2044	2,000	2,192
Road and Tollway Auth., Toll Rev. Convertible Bonds (I-75 S Expressway Lanes Project), Capital Appreciation Bonds, Series 2014-A, 0% 2024 (escrowed to maturity)[2]	2,115	1,980
Road and Tollway Auth., Toll Rev. Convertible Bonds (I-75 S Expressway Lanes Project), Capital Appreciation Bonds, Series 2014-A, 0% 2034 (preref. 2024)[2]	3,495	1,871
Road and Tollway Auth., Toll Rev. Convertible Bonds (I-75 S Expressway Lanes Project), Capital Appreciation Bonds, Series 2014-B, 0% 2049 (7.00% on 6/1/2024) (preref. 2024)[1,2]	6,755	7,023
County of Rockdale, Rev. Ref. Bonds (Pratt Paper (GA), LLC Project), Series 2018, AMT, 4.00% 2038[2]	2,500	2,874
		151,703

Guam 0.51%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 5.00% 2021 (escrowed to maturity)	2,595	2,614
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.25% 2034	1,500	1,640
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.375% 2043	7,990	8,713
Business Privilege Tax Bonds, Series 2011-A, 5.00% 2031	2,050	2,090
Business Privilege Tax Bonds, Series 2012-B-1, 5.00% 2032	2,070	2,110
Business Privilege Tax Bonds, Series 2011-A, 5.25% 2036	1,665	1,699
Business Privilege Tax Bonds, Series 2012-B-1, 5.00% 2037	1,775	1,810
Business Privilege Tax Rev. Ref. Bonds, Series 2015-D, 5.00% 2031	3,250	3,758
Business Privilege Tax Rev. Ref. Bonds, Series 2015-D, 5.00% 2032	3,000	3,463
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2036	5,410	6,355
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	6,195	7,141
Dept. of Education, Certs. of Part. (John F. Kennedy High School Ref. and Energy Efficiency Project), Series 2020-A, 4.25% 2030	1,000	1,135
Dept. of Education, Certs. of Part. (John F. Kennedy High School Ref. and Energy Efficiency Project), Series 2020-A, 5.00% 2040	4,340	5,018
Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2040	1,330	1,682
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2022	1,000	1,062
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2024	725	807
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2031	585	706
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2033	465	558
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2035	400	478
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2021	495	499
Waterworks Auth., Water and Wastewater System Rev. Bonds, Series 2013, 5.50% 2043 (preref. 2023)	1,840	2,023
		55,361

Hawaii 0.20%
Airports System Rev. Bonds, Series 2018-A, AMT, 5.00% 2048	5,000	6,123
Dept. of Budget and Fin., Special Purpose Rev. Ref. Bonds (Hawaiian Electric Co., Inc.), Series 2017-B, AMT, 4.00% 2037	13,800	15,402
		21,525

Idaho 0.19%
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.375% 2034[2]	2,420	2,649
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.75% 2044[2]	7,015	7,506
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2017-A, 5.00% 2047	1,500	1,809

232	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Idaho (continued)
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2020-A, 4.50% 2030[2]	$540	$627
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2020-A, 5.00% 2040[2]	1,665	1,924
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2018-A, 6.00% 2049[2]	1,955	2,391
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2020-A, 5.00% 2054[2]	3,000	3,408
		20,314

Illinois 12.81%
City of Belleville, Tax Increment and Sales Tax Rev. Ref. Bonds (Carlyle/Green Mount Redev. Project), Series 2021-B, 3.25% 2029	1,000	1,033
Village of Bolingbrook, Special Service Area No. 2019-1, Special Tax Bonds, Series 2019, 5.00% 2033	1,645	1,789
Village of Bolingbrook, Special Service Area No. 2019-1, Special Tax Bonds, Series 2019, 5.25% 2041	4,230	4,543
City of Chicago, Board of Education, Capital Improvement Tax Bonds (Dedicated Rev.), Series 2018, 5.00% 2034	1,535	1,899
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2026	2,500	3,052
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2032	4,575	5,997
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2036	1,480	1,920
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2038	2,925	3,777
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2015-C, 5.25% 2039	6,570	7,394
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2011-A, 5.50% 2039	820	833
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2041	2,525	3,241
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-D, 5.00% 2046	8,665	10,688
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2016-B, 6.50% 2046	7,910	9,942
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2017-A, 7.00% 2046[2]	26,470	35,249
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2021	2,000	2,030
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-D, 5.00% 2021	1,500	1,523
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2023	5,500	6,070
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2024	2,000	2,289
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-F, 5.00% 2024	2,000	2,289
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2005-A, AMBAC insured, 5.50% 2024	2,425	2,794
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2025	4,000	4,725
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, 5.00% 2025	2,750	3,248
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2028	2,250	2,855
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,270
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-B, 6.75% 2030[2]	3,500	4,735
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2021-B, 5.00% 2031	2,890	3,805
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-G, 5.00% 2034	4,000	4,904
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2012-B, 4.00% 2035	5,000	5,178
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	3,105	3,892
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-H, 5.00% 2036	10,000	12,212
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-B, 7.00% 2042[2]	28,185	37,727

American Funds Tax-Exempt Funds	233

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-H, 5.00% 2046	$13,780	$16,626
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 2019-A, 0% 2025	2,500	2,379
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 1998-B-1, FGIC insured, 0% 2028	6,340	5,690
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2028	1,750	2,066
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2029	2,500	2,952
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2031	3,500	3,872
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2032	5,000	5,525
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2041	10,000	11,028
City of Chicago, G.O. Bonds, Series 2012-C, 5.00% 2023	435	443
City of Chicago, G.O. Bonds, Series 2003-B, 5.00% 2024	1,000	1,107
City of Chicago, G.O. Bonds, Series 2015-A, 5.25% 2028	3,230	3,708
City of Chicago, G.O. Bonds, Series 2014-A, 5.25% 2029	3,935	4,343
City of Chicago, G.O. Bonds, Series 2012-A, 5.00% 2033	585	595
City of Chicago, G.O. Bonds, Series 2017-A, 5.75% 2033	1,465	1,823
City of Chicago, G.O. Bonds, Series 2015-A, 5.50% 2034	200	230
City of Chicago, G.O. Bonds, Series 2019-A, 5.00% 2044	4,170	5,154
City of Chicago, G.O. Bonds, Series 2019-A, 5.50% 2049	5,050	6,381
City of Chicago, G.O. Bonds (City Colleges of Chicago Capital Improvement Project), Capital Appreciation Bonds, Series 1999, National insured, 0% 2031	7,000	5,647
City of Chicago, G.O. Bonds (Neighborhoods Alive 21 Program), Series 2002-B, 5.50% 2034	1,450	1,665
City of Chicago, G.O. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2027	2,250	2,018
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2003-B, 5.00% 2022	1,000	1,017
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.00% 2022	100	102
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 5.625% 2029	4,500	5,615
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.25% 2030	4,910	5,405
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 5.625% 2030	7,300	9,087
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.00% 2035	1,600	1,742
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2005-D, 5.50% 2037	260	298
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2017-A, 6.00% 2038	12,355	15,491
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2030	8,000	6,486
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2031	2,155	1,683
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2032	725	547
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2024	2,020	2,236
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2027	9,600	11,692
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2027	1,500	1,771
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-A, 5.375% 2029	1,000	1,148
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2035	1,670	1,927
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2038	3,575	4,107
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.50% 2025	1,000	1,069
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.50% 2026	1,680	1,795
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.75% 2038	1,000	1,072
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.75% 2043	4,250	4,557
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2026	3,500	3,570
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-A, AMT, 5.00% 2034	3,000	3,440
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2037	10,000	12,071
City of Chicago, O’Hare International Airport, Special Facs. Rev. Bonds (Trips Obligated Group), Series 2018, AMT, 5.00% 2048	6,250	7,522
City of Chicago, Sales Tax Rev. Ref. Bonds, Series 2002, 5.00% 2032 (preref. 2025)	145	168
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2011-A, 5.00% 2041	12,005	12,175
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2012-A, 5.00% 2042	10,890	11,423
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2016-A, 7.00% 2044	23,350	28,828
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2024	2,190	2,132
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2025	2,325	2,227

234	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2025	$215	$206
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2029	6,700	5,848
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2029	4,910	4,285
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2031	8,330	6,863
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2031	6,705	5,524
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2017, 5.00% 2023	805	875
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2020-A, 4.00% 2050	1,000	1,168
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2051	19,750	23,582
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2020-A, 4.00% 2055	3,000	3,449
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2014, 5.00% 2024	1,000	1,115
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2017-A, 5.00% 2037	3,000	3,618
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, 5.00% 2042	6,000	6,106
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2023	1,000	1,068
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2026	560	539
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2022	250	265
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	2,575	2,841
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2024	2,000	2,293
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2027	1,750	2,155
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2028	1,000	1,223
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2029	1,000	1,217
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2030	700	848
City of Chicago, Water Rev. Bonds, Series 2016-A-1, 5.00% 2031	1,000	1,222
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2033	6,200	7,014
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2029	1,605	1,821
City of Chicago, Water Rev. Ref. Bonds, Series 2001, 5.75% 2030	3,000	3,684
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2035	2,290	2,848
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2038	5,000	6,186
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 5.00% 2042	4,370	4,601
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2044	500	565
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.75% 2034	2,000	2,812
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2003-A, FGIC-National insured, 6.00% 2033	6,300	9,015
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 6.00% 2025	1,995	2,303
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2013, 5.25% 2043	3,000	3,258
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2017, BAM insured, 5.00% 2047	7,100	8,379
County of Cook, Community College Dist. No. 510 (South Suburban College), Limited Tax G.O. Bonds, Capital Appreciation Bonds, Series 2008, Assured Guaranty insured, 0% 2022	1,000	993
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2021	290	294
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	350	435
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2031	3,500	4,224
County of DuPage, Special Service Area No. 31 (Monarch Landing Project), Special Tax Bonds, Series 2006, 5.625% 2036	4,060	4,066
Fin. Auth., Charter School Rev. Ref. and Improvement Rev. Bonds (Chicago International Charter School Project), Series 2017, 5.00% 2037	2,030	2,423
Fin. Auth., Charter School Rev. Ref. and Improvement Rev. Bonds (Chicago International Charter School Project), Series 2017, 5.00% 2047	3,180	3,733
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.25% 2033	225	226
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2022	40	42
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2042	1,000	1,137
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2036	7,530	9,226

American Funds Tax-Exempt Funds	235

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2041	$1,000	$1,196
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2032	1,285	1,551
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2035	3,750	4,502
Fin. Auth., Rev. Bonds (Franciscan Communities, Inc.), Series 2013-A, 5.125% 2043	4,000	4,205
Fin. Auth., Rev. Bonds (Franciscan Communities, Inc.), Series 2013-A, 5.125% 2043 (preref. 2023)	430	467
Fin. Auth., Rev. Bonds (Friendship Village Schaumburg), Series 2017, 5.125% 2045	6,775	5,071
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2034	3,600	4,340
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 4.00% 2035	1,465	1,680
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2040	13,000	15,526
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2046	16,665	19,765
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2030	2,000	2,695
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2033	1,825	2,173
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2015-A, 4.125% 2037	1,220	1,372
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2025	1,135	1,347
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2026	1,030	1,236
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2026	1,000	1,221
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2028	2,240	2,704
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2030	1,500	1,794
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2031	2,270	2,704
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2029	4,500	5,556
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2032	4,000	4,914
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 3.75% 2034	250	285
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2034	1,265	1,549
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2036	2,250	2,745
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041	2,150	2,457
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	80	94
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	5	6
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2041	2,000	2,428
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 6.00% 2043	2,300	2,488
Fin. Auth., Rev. Bonds (Rosalind Franklin University Research Building Project), Series 2017-C, 5.00% 2046	900	1,061
Fin. Auth., Rev. Bonds (Rosalind Franklin University Research Building Project), Series 2017-C, 5.00% 2049	1,250	1,472
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2032	1,100	1,277
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2038	1,500	1,734
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2032 (preref. 2026)	2,000	2,448
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2033 (preref. 2026)	2,000	2,448
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2035 (preref. 2026)	2,010	2,460
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2037 (preref. 2026)	1,800	2,203
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2034	1,000	1,355
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2016-A, 5.00% 2045	6,880	8,101
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2034	1,000	1,245
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2026	1,065	1,265
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 5.00% 2028	1,000	1,239
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2030	1,900	2,303
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 4.00% 2032	1,050	1,238
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2033	3,000	3,617
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 4.00% 2038	315	365
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2038	11,080	13,265
Fin. Auth., Rev. Ref. Bonds (Christian Homes, Inc.), Series 2016, 5.00% 2031	1,875	2,150
Fin. Auth., Rev. Ref. Bonds (Christian Homes, Inc.), Series 2016, 5.00% 2036	2,400	2,730
Fin. Auth., Rev. Ref. Bonds (Christian Homes, Inc.), Series 2016, 5.00% 2040	2,275	2,575
Fin. Auth., Rev. Ref. Bonds (Illinois Institute of Technology), Series 2019, 5.00% 2034	1,100	1,390
Fin. Auth., Rev. Ref. Bonds (Illinois Institute of Technology), Series 2019, 5.00% 2036	1,000	1,258
Fin. Auth., Rev. Ref. Bonds (Illinois Institute of Technology), Series 2019, 5.00% 2040	1,500	1,871
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2035	5,450	6,412
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2045	2,000	2,344
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2018-A, 4.125% 2047	2,000	2,322
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2035	3,950	4,608
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 4.125% 2037	8,710	9,672
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2044	6,400	7,411
Fin. Auth., Rev. Ref. Bonds (Southern Illinois Healthcare Enterprises, Inc.), Series 2017-C, 5.00% 2026	250	300
Fin. Auth., Student Housing and Academic Fac. Rev. Bonds (CHF-Chicago, LLC - University of Illinois at Chicago Project), Series 2017-A, 4.00% 2023	965	1,012

236	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Student Housing and Academic Fac. Rev. Bonds (CHF-Chicago, LLC - University of Illinois at Chicago Project), Series 2017-A, 5.00% 2047	$2,365	$2,750
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2023	775	773
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2024	815	810
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2025	730	723
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2030	3,965	3,843
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2035	2,800	2,657
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2047	13,500	12,212
Fin. Auth., Student Housing Rev. Bonds (CHF-DeKalb II, LLC - Northern Illinois University Project), Series 2011, 5.75% 2021 (escrowed to maturity)	2,000	2,018
Fin. Auth., Student Housing Rev. Bonds (CHF-DeKalb II, LLC - Northern Illinois University Project), Series 2011, 6.00% 2024	1,000	1,009
Fin. Auth., Student Housing Rev. Bonds (CHF-DeKalb II, LLC - Northern Illinois University Project), Series 2011, 6.875% 2043	19,125	19,332
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2021	5,095	5,156
G.O. Bonds, Series 2014, 5.00% 2022	4,300	4,454
G.O. Bonds, Series 2014, 5.00% 2022	885	906
G.O. Bonds, Series 2017-A, 5.00% 2025	3,385	4,022
G.O. Bonds, Series 2017-A, 5.00% 2023	2,500	2,769
G.O. Bonds, Series 2013, 5.00% 2023	740	806
G.O. Bonds, Series 2016, 5.00% 2025	1,000	1,156
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	14,750	17,939
G.O. Bonds, Series 2017-D, 5.00% 2027	16,990	21,122
G.O. Bonds, Series 2016, 5.00% 2027	3,065	3,701
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2028	27,805	34,415
G.O. Bonds, Series 2012-A, 5.00% 2028	1,000	1,020
G.O. Bonds, Series 2017-C, 5.00% 2029	3,320	4,084
G.O. Bonds, Series 2020-B, 5.00% 2029	2,155	2,785
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	3,000	3,500
G.O. Bonds, Series 2020-B, 4.00% 2032	6,200	7,498
G.O. Bonds, Series 2020-B, 4.00% 2033	6,750	8,137
G.O. Bonds, Series 2016, 5.00% 2033	4,000	4,731
G.O. Bonds, Series 2013, 5.50% 2033	3,715	4,033
G.O. Bonds, Series 2016, 4.00% 2035	3,000	3,345
G.O. Bonds, Series 2020-B, 4.00% 2035	1,000	1,200
G.O. Bonds, Series 2018-A, 5.00% 2035	5,000	6,137
G.O. Bonds, Series 2017-A, 5.00% 2035	2,145	2,605
G.O. Bonds, Series 2016, 4.00% 2036	2,545	2,834
G.O. Bonds, Series 2017-A, 5.00% 2036	1,500	1,818
G.O. Bonds, Series 2021-A, 4.00% 2038	1,000	1,201
G.O. Bonds, Series 2013, 5.50% 2038	1,000	1,082
G.O. Bonds, Series 2014, 5.00% 2039	13,550	14,939
G.O. Bonds, Series 2014, 5.00% 2039	4,100	4,543
G.O. Bonds, Series 2020, 5.50% 2039	7,000	9,184
G.O. Bonds, Series 2021-A, 4.00% 2040	2,700	3,222
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2041	2,125	2,433
G.O. Bonds, Series 2020-C, 4.00% 2042	3,085	3,636
G.O. Rev. Ref. Bonds, Series 2012, 5.00% 2021	650	650
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2023	2,765	3,043
G.O. Rev. Ref. Bonds, Series 2012, 4.00% 2025	405	419
G.O. Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2025	4,250	4,451
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2026	3,000	3,582
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	2,500	3,036
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	2,000	2,481
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	5,150	6,260
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2029	2,000	2,520
G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2030	60	69

American Funds Tax-Exempt Funds	237

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-B, AMT, 3.50% 2046	$2,485	$2,669
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-C, 3.50% 2046	1,330	1,434
Housing Dev. Auth., Housing Rev. Green Bonds, Series 2021-B, 3.00% 2051	2,980	3,297
Housing Dev. Auth., Rev. Bonds, Series 2021-A, 3.00% 2051	945	1,039
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2025	3,000	3,461
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2026	620	738
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2027	1,140	1,394
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2029	1,610	2,043
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2031	780	979
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	750	931
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2039	1,165	1,433
Village of Lincolnshire, Special Service Area No. 1 (Sedgebrook Project), Special Tax Bonds, Series 2004, 6.25% 2034	1,281	1,282
Village of Matteson, Tax Increment Limited Obligation Rev. Bonds, Series 2015, 6.50% 2035	1,220	1,361
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 1994, BAM insured, 0% 2028	3,185	2,894
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030	2,600	2,217
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030 (escrowed to maturity)	130	117
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2032	8,860	7,108
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2033	10,505	8,222
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2034	13,110	10,014
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2038	5,280	3,655
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2039	3,800	2,527
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2012-B, 0% 2051	28,990	13,404
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2002-A, Assured Guaranty Municipal insured, 5.50% 2023	360	387
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2020-B, 5.00% 2042	5,525	7,103
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-A, 5.00% 2042	1,500	1,562
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2015-A, 5.00% 2053	5,950	6,824
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2025	1,085	1,154
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2028	1,155	1,439
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	500	521
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2035	3,000	3,493
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2040	4,000	4,628
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2042	7,555	8,795
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2047	2,560	2,950
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	15,500	17,877

238	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 5.00% 2050	$9,500	$11,884
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2052	8,700	9,987
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2052	1,470	1,530
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-A, 5.00% 2057	7,000	8,408
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1996-A, National insured, 0% 2025	2,535	2,434
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2027	3,650	3,392
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2037	1,390	943
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2039	1,750	1,095
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2039	1,595	1,012
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2040	2,850	1,718
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2040	1,650	1,010
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2041	2,800	1,654
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2041	1,900	1,105
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2043	800	488
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2044	20,395	12,043
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2046	3,300	1,837
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, 0% 2054	20,000	8,485
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, BAM insured, 0% 2054	11,785	5,218
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, Assured Guaranty Municipal insured, 0% 2056	28,925	12,326
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, 0% 2056	20,160	8,068
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, Assured Guaranty Municipal insured, 0% 2056	13,500	5,693
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2035	1,075	1,279
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2036	2,175	2,579
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2037	1,650	1,951
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2038	1,850	2,181
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2039	2,520	2,966
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2039	405	484
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2040	1,975	2,320
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2041	2,350	2,756
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2041	385	458
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2037	1,285	1,658
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2036	1,280	1,650
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 4.00% 2038	2,000	2,386

American Funds Tax-Exempt Funds	239

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2022	$790	$809
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2023	300	312
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2008-A, 5.50% 2023	500	543
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2027	2,205	2,279
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2032	4,045	4,153
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2022	4,500	4,464
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2025	230	216
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2029	1,325	1,111
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Hospital Sisters Services, Inc. Obligated Group), Series 2017-A, 5.00% 2028	550	698
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.625% 2048 (preref. 2023)	3,000	3,499
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2028	2,000	2,521
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, 5.00% 2028	1,000	1,238
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, 5.00% 2029	2,000	2,514
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2030	2,250	2,859
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2030	6,000	6,674
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2031	2,550	2,832
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2032	1,000	1,108
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Capital Appreciation Bonds, Series 2001, AMBAC insured, 0% 2023	2,625	2,598
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Capital Appreciation Bonds, Series 2001, AMBAC insured, 0% 2025	600	580
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Capital Appreciation Bonds, Series 2001, AMBAC insured, 0% 2026	965	918
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2040	4,000	4,711
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 5.00% 2044	1,500	1,894
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2020-A, 5.00% 2045	12,665	16,366
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2014-A, 5.00% 2024	480	541
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 5.00% 2025	1,000	1,170
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	750	806
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	2,985	3,227
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2034	2,160	2,448
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2036	5,000	5,661
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2014-C, 5.00% 2023	775	836
Village of Volo, Special Service Area No. 17, Special Tax Bonds, Series 2017, 5.50% 2047	1,210	1,275
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.125% 2027	1,129	1,234
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2034	4,993	5,696
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2036	1,246	1,348
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2032	4,320	5,015
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2036	7,519	8,097
		1,404,627

240	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana 1.38%
Fin. Auth., Educational Facs. Rev. Bonds (Seven Oaks Classical School Project), Series 2021-A, 5.00% 2041	$850	$957
Fin. Auth., Educational Facs. Rev. Bonds (Seven Oaks Classical School Project), Series 2021-A, 5.00% 2051	625	693
Fin. Auth., Educational Facs. Rev. Bonds (Seven Oaks Classical School Project), Series 2021-A, 5.00% 2056	550	605
Fin. Auth., Environmental Improvement Rev. Bonds (U.S. Steel Corp. Project), Series 2020-A, AMT, 6.75% 2039	10,550	14,209
Fin. Auth., Environmental Improvement Rev. Ref. Bonds (U.S. Steel Corp. Project), Series 2021-A, 4.125% 2026	2,200	2,408
Fin. Auth., Health Facs. Rev. Bonds (Good Samaritan Hospital Project), Series 2016-A, 5.50% 2041	2,000	2,309
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2016-A, 5.00% 2051	1,500	1,740
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2043	2,000	2,252
Fin. Auth., Hospital Rev. Bonds (Marion General Hospital), Series 2020-A, 4.00% 2050	15,000	17,481
Fin. Auth., Hospital Rev. Bonds (Parkview Health System), Series 2018-A, 4.00% 2048	1,000	1,153
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2026	2,000	2,229
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2028	2,500	2,780
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2029	1,000	1,111
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-B, 3.00% 2030	3,500	3,870
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2032	18,060	18,591
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2039	10,600	10,887
Fin. Auth., Private Activity Bonds (Ohio River Bridges East End Crossing Project), Series 2013-A, AMT, 5.00% 2035	3,000	3,256
Fin. Auth., Private Activity Bonds (Ohio River Bridges East End Crossing Project), Series 2013-A, AMT, 5.00% 2044	7,225	7,833
Fin. Auth., Private Activity Bonds (Ohio River Bridges East End Crossing Project), Series 2013-A, AMT, 5.00% 2048	3,250	3,522
Fin. Auth., Private Activity Bonds (Ohio River Bridges East End Crossing Project), Series 2013-A, AMT, 5.25% 2051	3,410	3,710
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2033	2,410	2,823
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2038	2,395	2,792
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2043	4,000	4,632
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2016-A, 5.25% 2046	6,750	7,902
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2048	4,500	5,191
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 5.75% 2028	255	278
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 6.50% 2033	215	236
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 7.00% 2043	3,710	4,084
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2036	3,730	4,197
Gary/Chicago International Airport Auth., Airport Dev. Zone Rev. Bonds, Series 2014, AMT, 5.25% 2034	1,000	1,093
Gary/Chicago International Airport Auth., Airport Dev. Zone Rev. Bonds, Series 2014, AMT, 5.00% 2039	2,500	2,702
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A-2, AMT, 3.50% 2038	595	625
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	940	1,036
County of Knox, Econ. Dev. Rev. and Ref. Bonds (Good Samaritan Hospital Project), Series 2012-A, 5.00% 2023	1,000	1,029
County of Knox, Econ. Dev. Rev. and Ref. Bonds (Good Samaritan Hospital Project), Series 2012-A, 5.00% 2025	1,570	1,614
City of Valparaiso, Exempt Facs. Rev. Bonds (Pratt Paper (IN), LLC Project), Series 2013, AMT, 7.00% 2044	3,080	3,516
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2015, AMT, 5.00% 2045 (put 2022)	3,000	3,187
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2016-A, AMT, 5.00% 2046 (put 2023)	2,350	2,532
		151,065

Iowa 0.42%
Fin. Auth., Midwestern Disaster Area Rev. Bonds (Iowa Fertilizer Co. Project), Series 2013-B, 5.25% 2050 (put 2037)	1,500	1,652
Fin. Auth., Midwestern Disaster Area Rev. Ref. Bonds (Iowa Fertilizer Co. Project), Series 2019, 3.125% 2022	750	766
Fin. Auth., Midwestern Disaster Area Rev. Ref. Bonds (Iowa Fertilizer Co. Project), Series 2013, 5.25% 2025	9,165	10,037
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2018-A, 5.00% 2043	1,500	1,755
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2018-A, 5.00% 2048	6,340	7,385
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2019-A-2, 2.875% 2049	475	480
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2028	480	533
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2033	1,000	1,100
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2038	1,125	1,233
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2048	2,500	2,724
Fin. Auth., Senior Living Facs. Rev. Ref. Bonds (Sunrise Retirement Community Project), Series 2021, 5.00% 2041	1,700	1,866
Fin. Auth., Senior Living Facs. Rev. Ref. Bonds (Sunrise Retirement Community Project), Series 2021, 5.00% 2051	3,290	3,570
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2021-B, 3.00% 2051	1,620	1,789
Student Loan Liquidity Corp., Student Loan Rev. Bonds, Series 2019-B, AMT, 3.00% 2039	4,000	4,285
Student Loan Liquidity Corp., Student Loan Rev. Bonds, Series 2019-C, AMT, 3.50% 2044	6,950	7,272
		46,447

American Funds Tax-Exempt Funds	241

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kansas 0.27%
Dev. Fin. Auth., Rev. Ref. Bonds (Lifespace Communities, Inc.), Series 2010-S, 5.00% 2030	$1,920	$1,926
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2027	750	868
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2029	1,205	1,386
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2031	1,330	1,524
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2039	5,660	6,404
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2017-A, 5.00% 2043	4,050	4,651
City of Manhattan, Health Care Facs. Rev. Bonds (Meadowlark Hills), Series 2021-A, 4.00% 2036	865	1,002
City of Manhattan, Health Care Facs. Rev. Bonds (Meadowlark Hills), Series 2021-A, 4.00% 2046	1,150	1,302
City of Wichita, Health Care Facs. Rev. Bonds (Presbyterian Manors, Inc.), Series 2019-III, 5.00% 2034	2,000	2,236
City of Wichita, Health Care Facs. Rev. Bonds (Presbyterian Manors, Inc.), Series 2018-I, 5.00% 2047	750	813
City of Wichita, Health Care Facs. Rev. Bonds (Presbyterian Manors, Inc.), Series 2019-III, 5.00% 2050	500	548
City of Wichita, Sales Tax Special Obligation Rev. Bonds (K-96 Greenwich Star Bond Project), Series 2017, 4.20% 2027	4,550	4,653
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 4.00% 2028	450	460
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 5.00% 2034	2,125	2,197
		29,970

Kentucky 0.84%
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 5.00% 2028	1,260	1,491
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 5.00% 2030	1,815	2,128
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 4.00% 2032	500	558
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 4.00% 2036	2,775	3,075
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 5.00% 2040	4,615	5,319
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 5.00% 2032	910	1,153
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2034	980	1,144
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2036	380	441
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2037	750	868
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, Assured Guaranty Municipal insured, 3.00% 2040	6,185	6,572
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2026	4,500	4,163
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	3,485	3,145
Econ. Dev. Fin. Auth., Healthcare Facs. Rev. and Rev. Ref. Bonds (Rosedale Green Project), Series 2015, 5.50% 2035	600	626
Econ. Dev. Fin. Auth., Healthcare Facs. Rev. and Rev. Ref. Bonds (Rosedale Green Project), Series 2015, 5.75% 2045	6,515	6,762
Econ. Dev. Fin. Auth., Healthcare Facs. Rev. and Rev. Ref. Bonds (Rosedale Green Project), Series 2015, 5.75% 2050	2,650	2,745
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2034	2,720	3,329
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2041	4,250	5,140
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2046	8,350	10,100
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2045	7,000	8,579
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2047	1,500	1,589
Higher Education Student Loan Corp., Student Loan Rev. Bonds, Series 2017-A, AMT, 3.00% 2029	235	236

242	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kentucky (continued)
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2035	$150	$182
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2036	155	187
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2038	415	498
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2041	750	893
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2046	105	123
Kentucky State University, Certs. of Part. (Student Housing and Dining Facilities), Series 2021, BAM insured, 4.00% 2051	110	128
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2029	2,550	3,083
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	500	612
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2035	1,500	1,824
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	6,600	7,198
Public Transportation Infrastructure Auth., Toll Rev. Bonds (Downtown Crossing Project), Series 2013-A, 5.75% 2049	1,885	2,076
Public Transportation Infrastructure Auth., Toll Rev. Bonds (Downtown Crossing Project), Series 2013-A, 6.00% 2053	5,500	6,078
		92,045

Louisiana 1.48%
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-B, AMT, 5.00% 2035	1,785	2,039
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-B, AMT, 5.00% 2040	5,000	5,703
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2030	300	363
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2031	400	483
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2032	500	605
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2029	1,000	1,262
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2034	1,250	1,543
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2039	3,650	4,447
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Drainage Projects), Series 2015-C, 7.00% 2044[2]	12,970	12,924
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Drainage Projects), Series 2015-B, 7.00% 2044[2]	3,970	3,956
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Road Projects), Series 2015-A, 7.00% 2044[2]	4,000	3,986
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-B, 2.50% 2036	23,380	24,177
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2039	1,000	1,237
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Westlake Chemical Corp. Projects), Series 2017, 3.50% 2032	5,000	5,603
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2042	2,000	2,397
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2052	800	951
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase III Project), Series 2019-A, 5.00% 2059	10,750	13,356
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2051	10,460	12,117
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2056	1,000	1,156
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032 (preref. 2026)	10	12
Public Facs. Auth., Rev. Bonds (Provident Group - HSC Properties, Inc. - LSU Health Foundations, New Orleans Project), Series 2006, 5.10% 2057[2]	12,500	14,160
Public Facs. Auth., Rev. Ref. Bonds (Nineteenth Judicial Dist. Court Building Project), Series 2015, Assured Guaranty Municipal insured, 5.25% 2051	1,000	1,173
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032	890	1,056

American Funds Tax-Exempt Funds	243

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2033	$1,620	$1,918
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2033 (preref. 2026)	15	18
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	6,500	6,697
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2008, 6.10% 2038 (put 2030)[2]	4,160	5,546
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2010, 6.35% 2040[2]	8,140	11,016
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2010-A, 6.35% 2040[2]	2,000	2,707
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2011, 5.85% 2041 (put 2025)[2]	4,500	5,185
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017, 2.10% 2037 (put 2024)	1,000	1,038
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	4,700	4,884
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-2, 2.375% 2037 (put 2026)	4,800	5,092
Parish of St. Tammany, Public Trust Fncg. Auth., Rev. and Rev. Ref. Bonds (Christwood Project), Series 2014, 5.00% 2024	510	545
Parish of St. Tammany, Public Trust Fncg. Auth., Rev. and Rev. Ref. Bonds (Christwood Project), Series 2014, 5.25% 2037	2,330	2,550
		161,902

Maine 0.11%
Fin. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2005-R-3, AMT, 5.25% 2025[2]	2,000	2,284
Fin. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2015-R-2, AMT, 4.375% 2035 (put 2025)[2]	250	282
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2024	85	97
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2025	90	106
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2026	110	133
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2027	120	148
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2028	150	188
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2029	150	191
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2030	245	315
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Healthcare Systems Obligated Group Issue), Series 2016-A, 5.00% 2041	1,800	2,071
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Healthcare Systems Obligated Group Issue), Series 2016-A, 5.00% 2046	1,000	1,144
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Medical Center Obligated Group Issue), Series 2013, 5.00% 2026 (preref. 2023)	275	300
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Medical Center Obligated Group Issue), Series 2013, 5.00% 2027 (preref. 2023)	985	1,075
City of Portland, General Airport Rev. Ref. Bonds, Series 2016, 5.00% 2031	1,090	1,274
City of Portland, General Airport Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,000	1,163
City of Portland, General Airport Rev. Ref. Bonds, Series 2016, 5.00% 2035	1,000	1,161
		11,932

Maryland 1.12%
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2037	2,100	2,449
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2045	1,040	1,212
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2020, 4.00% 2050	1,000	1,161
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2045	5,550	6,468
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2050	4,000	4,645
Mayor and City Council of Baltimore, Special Obligation Rev. Ref. Bonds, Series 2017-A, 4.00% 2027	475	527
Mayor and City Council of Baltimore, Special Obligation Rev. Ref. Bonds, Series 2017-A, 4.50% 2033	3,900	4,344
Mayor and City Council of Baltimore, Special Obligation Rev. Ref. Bonds, Series 2017-A, 5.00% 2038	1,725	1,957
Mayor and Council of Brunswick, Special Obligation Rev. Ref. Bonds (Brunswick Crossing Special Taxing Dist.), Series 2019, 3.00% 2024	685	713
Mayor and Council of Brunswick, Special Obligation Rev. Ref. Bonds (Brunswick Crossing Special Taxing Dist.), Series 2019, 4.00% 2029	950	1,112
Mayor and Council of Brunswick, Special Obligation Rev. Ref. Bonds (Brunswick Crossing Special Taxing Dist.), Series 2019, 5.00% 2036	2,850	3,425
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-B, AMT, 3.25% 2044	325	335

244	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-A, 3.00% 2051	$2,250	$2,474
Econ. Dev. Corp., Econ. Dev. Rev. Bonds (Terminal Project), Series 2019-A, AMT, 5.00% 2044	500	609
Econ. Dev. Corp., Econ. Dev. Rev. Bonds (Terminal Project), Series 2019-A, AMT, 5.00% 2049	1,250	1,514
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2029	1,850	2,324
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2032	1,000	1,236
Econ. Dev. Corp., Special Obligation Bonds (Metro Centre at Owings Mills Project), Series 2017, 4.375% 2036	3,560	4,081
Econ. Dev. Corp., Special Obligation Bonds (Metro Centre at Owings Mills Project), Series 2017, 4.50% 2044	6,850	7,756
Econ. Dev. Corp., Student Housing Rev. Bonds (Bowie State University Project), Series 2020, 4.00% 2040	500	584
Econ. Dev. Corp., Student Housing Rev. Bonds (Bowie State University Project), Series 2020, 4.00% 2050	1,500	1,724
Econ. Dev. Corp., Student Housing Rev. Bonds (Bowie State University Project), Series 2020, 5.00% 2055	2,000	2,461
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 4.25% 2050	3,050	3,570
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 5.00% 2056	5,075	6,289
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Bowie State University Project), Series 2015, 5.00% 2025[2]	1,740	1,919
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Bowie State University Project), Series 2015, 5.00% 2029[2]	1,680	1,937
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2033	1,000	1,072
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Morgan State University Project), Series 2012, 5.00% 2034	1,500	1,556
County of Frederick, Tax Increment and Special Tax Obligation Rev. Ref. Bonds (Jefferson Technology Park Project), Series 2020-B, 4.625% 2043[2]	2,300	2,783
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2016-A, 5.50% 2036	8,000	9,790
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2048	4,500	5,173
Health and Higher Educational Facs. Auth., Rev. Bonds (Frederick Health System), Series 2020, 4.00% 2045	900	1,061
Health and Higher Educational Facs. Auth., Rev. Bonds (Frederick Health System), Series 2020, 4.00% 2050	1,000	1,169
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.00% 2028[2]	550	596
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.125% 2034[2]	750	801
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.375% 2039[2]	2,000	2,141
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.50% 2047[2]	10,000	10,653
County of Prince George, Special Obligation Bonds (Hampton Park Project), Series 2019-A, 4.00% 2031[2]	750	827
County of Prince George, Special Obligation Bonds (Hampton Park Project), Series 2019-A, 4.25% 2039[2]	2,150	2,337
County of Prince George, Special Obligation Bonds (Hampton Park Project), Series 2019-A, 4.375% 2048[2]	5,330	5,764
County of Prince George, Special Obligation Bonds (National Harbor Project), Series 2004, 5.20% 2034	6,530	6,583
County of Prince George, Special Obligation Bonds (Suitland-Naylor Road Project), Series 2016, 5.00% 2046[2]	2,500	2,744
County of Prince George, Special Tax Dist. Bonds (Victoria Falls Project), Series 2005, 5.25% 2035	836	847
		122,723

Massachusetts 0.56%
Dev. Fin. Agcy., Rev. Bonds (Boston Medical Center Issue), Series 2015-D, 5.00% 2044	1,500	1,713
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.00% 2028[2]	3,335	3,852
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.00% 2033[2]	4,000	4,549
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.00% 2038[2]	4,250	4,788
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.125% 2046[2]	7,825	8,780
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Capital Appreciation Bonds, Series 2011-B, 0% 2056	4,266	2,966
Dev. Fin. Agcy., Rev. Bonds (Milford Regional Medical Center Issue), Series 2020-G, 5.00% 2046[2]	1,350	1,666
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2029	1,800	2,158
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2036	3,500	4,174
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2038	500	620
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2044	750	916
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2027	1,400	1,761
Dev. Fin. Agcy., Rev. Ref. Bonds (Newbridge Charles Issue), Series 2017, 5.00% 2047[2]	2,500	2,738
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2017-A, AMT, 3.625% 2032	4,590	4,732
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2016-J, AMT, 3.50% 2033	6,310	6,470
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2019-B, AMT, 3.00% 2035	4,030	4,167
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2020-B, AMT, 2.625% 2036	1,925	2,014
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2021-B, AMT, 2.00% 2037	1,415	1,434
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 177, AMT, 4.00% 2039	1,090	1,150
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 188, AMT, 4.00% 2043	935	1,009
		61,657

American Funds Tax-Exempt Funds	245

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan 1.99%
City of Dearborn, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Henry Ford Village, Inc. Project), Series 2008, 7.00% 2038[6]	$2,500	$2,375
City of Dearborn, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Henry Ford Village, Inc. Project), Series 2008, 7.125% 2043[6]	6,525	6,199
City of Dearborn, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Henry Ford Village, Inc. Project), Series 2017, 7.50% 2044[2,6]	6,600	6,270
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2024	500	553
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2025	1,350	1,538
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2029	250	304
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2030	500	604
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2032	1,000	1,200
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2033	500	599
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2034	1,250	1,494
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2036	1,565	1,863
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2037	500	594
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2038	1,300	1,542
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2039	395	492
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2040	365	418
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2041	320	366
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2042	450	513
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2046	1,745	2,168
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2050	2,220	2,748
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured 5.25% 2039 (preref. 2022)	4,850	5,080
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	1,000	1,036
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 4.00% 2045	1,000	1,187
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2040	5,000	5,808
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	1,400	1,492
Fin. Auth., Hospital Rev. Ref. Bonds (Henry Ford Health System), Series 2016, 5.00% 2037	3,500	4,239
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2019-A, 4.00% 2047	1,700	1,993
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2027	1,090	1,156
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Fin. Recovery Income Tax Local Project Bonds), Series 2014-F-1, 4.50% 2029	2,600	2,799
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-6, 5.00% 2033	2,000	2,264
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2032	500	585
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2034	2,000	2,334
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2035	1,500	1,750
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Water Supply System Rev. Ref. Local Project Bonds), Series 2014-D-4, 5.00% 2034	1,000	1,131
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 5.00% 2021	1,500	1,516
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 5.00% 2022	3,150	3,322
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 4.00% 2030	2,550	2,628
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 4.00% 2031	1,000	1,030
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2020-B-2, 0% 2065	140,000	19,087
City of Flint, Hospital Building Auth., Building Auth. Rev. and Rev. Ref. Bonds (Hurley Medical Center), Series 2020, 4.00% 2038	250	284
City of Flint, Hospital Building Auth., Rev. Ref. Bonds (Hurley Medical Center), Series 2013-B, 4.75% 2023	510	536
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.00% 2023	1,060	1,117
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2028	4,605	4,917
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2039	2,775	2,932
Charter Township of Grand Rapids, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2037	5,980	7,115
Charter Township of Grand Rapids, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2044	9,335	10,988
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 4.00% 2027	2,770	3,014

246	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2032	$1,055	$1,164
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2037	1,200	1,318
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2047	5,165	5,619
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2052	4,740	5,149
County of Grand Traverse, Hospital Fin. Auth., Rev. and Rev. Ref. Bonds (Munson Healthcare Obligated Group), Series 2021, 5.00% 2028	725	931
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-B, 5.00% 2046	5,000	5,954
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 2.70% 2056	6,480	6,545
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.35% 2034	1,500	1,608
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	670	717
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	3,760	4,151
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2032	1,390	1,647
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2016, 5.00% 2037	8,625	9,916
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2012, 5.625% 2041	4,775	4,918
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2022, 4.00% 2043	2,180	2,378
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2021, 4.00% 2045	750	840
Strategic Fund, Limited Obligation Rev. and Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2034	1,900	2,245
Strategic Fund, Limited Obligation Rev. and Rev. Ref. Bonds (United Methodist Retirement Communities, Inc. Project), Series 2019, 5.00% 2034	1,285	1,518
Strategic Fund, Limited Obligation Rev. Bonds (I-75 Improvement Project), Series 2018, AMT, Assured Guaranty Municipal insured, 5.00% 2043	5,000	6,117
Strategic Fund, Limited Obligation Rev. Bonds (I-75 Improvement Project), Series 2018, AMT, Assured Guaranty Municipal insured, 5.00% 2048	2,750	3,343
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Exempt Facs. Project), Series 2008-ET-2, 1.45% 2029 (put 2021)	1,950	1,952
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2029	1,000	1,199
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2043	1,750	2,042
Strategic Fund, Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2037	2,000	2,380
Strategic Fund, Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2044	2,420	2,849
Strategic Fund, Exempt Facs. Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 0.58% 2027 (put 2024)	3,800	3,800
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2021-B, AMT, 5.00% 2046	1,750	2,274
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2012-D, AMT, 5.00% 2028	12,000	12,771
		218,525

Minnesota 0.15%
City of Duluth, Econ. Dev. Auth., Health Care Facs. Rev. Bonds (Essentia Health Obligated Group), Series 2018-A, 5.00% 2058	2,500	3,021
Higher Education Supplemental Loan Auth., Rev. Bonds, Series 2018, AMT, 4.00% 2037	2,185	2,422
Higher Education Supplemental Loan Auth., Rev. Bonds, Series 2020, AMT, 2.65% 2038	2,000	2,073
Housing Fin. Agcy., Homeownership Fin. Bonds (Mortgage-Backed Securities Pass-Through Program), Series 2017-I, 2.80% 2047	1,253	1,323
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2013-A, AMT, 3.00% 2031	115	118
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-C, AMT, 4.00% 2045	575	614
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	905	993
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	1,585	1,751
City of St. Paul, Housing and Redev. Auth., Charter School Lease Rev. Bonds (Great River School Project), Series 2017-A, 4.75% 2029[2]	365	405

American Funds Tax-Exempt Funds	247

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Minnesota (continued)
City of St. Paul, Housing and Redev. Auth., Charter School Lease Rev. Bonds (Great River School Project), Series 2017-A, 5.25% 2033[2]	$140	$161
City of St. Paul, Housing and Redev. Auth., Charter School Lease Rev. Bonds (Great River School Project), Series 2017-A, 5.50% 2052[2]	1,600	1,821
City of Woodbury, Charter School Lease Rev. Bonds (Woodbury Leadership Academy Project), Series 2021-A, 4.00% 2051	1,320	1,457
		16,159

Mississippi 0.28%
Business Fin. Corp., Rev. Ref. Bonds (System Energy Resources, Inc. Project), Series 2021, 2.375% 2044	2,200	2,227
Business Fin. Corp., Solid Waste Disposal, Rev. Bonds (Waste Pro USA, Inc. Project), Series 2017, AMT, 5.00% 2036 (put 2022)[2]	10,500	10,899
Home Corp., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2051	895	990
Hospital Equipment and Facs. Auth., Rev. Bonds (Baptist Memorial Health Care), Series 2016-A, 5.00% 2041	4,000	4,753
Hospital Equipment and Facs. Auth., Rev. Bonds (Baptist Memorial Health Care), Series 2016-A, 5.00% 2046	4,000	4,725
County of Warren, Gulf Opportunity Zone Bonds (International Paper Co. Project), Series 2011-A, 5.375% 2035	5,100	5,180
County of Warren, Gulf Opportunity Zone Rev. Ref. Bonds (International Paper Co. Project), Series 2018, 2.90% 2032 (put 2023)	1,900	2,004
		30,778

Missouri 1.22%
County of Cape Girardeau, Industrial Dev. Auth., Health Facs. Rev. Bonds (Southeast Missouri Hospital Association), Series 2016-A, 6.00% 2033	4,020	4,441
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Bethesda Health Group, Inc.), Series 2015, 5.00% 2040	1,650	1,829
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Bethesda Health Group, Inc.), Series 2015, 5.00% 2045	2,050	2,249
Health and Educational Facs. Auth., Health Facs. Rev. Ref. Bonds (St. Anthony’s Medical Center), Series 2015-B, 5.00% 2045	1,320	1,495
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Christian Horizons Obligated Group), Series 2018, 5.00% 2036	1,500	1,717
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Christian Horizons Obligated Group), Series 2018, 5.00% 2040	2,000	2,276
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 4.00% 2034	500	585
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-A, 5.00% 2034	2,500	2,824
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-A, 5.00% 2042	5,600	6,281
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 4.00% 2048	5,000	5,704
Health and Educational Facs. Auth., Senior Living Facs. Rev. Ref. Bonds (Lutheran Senior Services), Series 2016-A, 5.00% 2046	825	935
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-1, AMT, 4.00% 2045	1,855	1,985
City of Joplin, Industrial Dev. Auth., Sales Tax Rev. Bonds (32nd Street Place Community Improvement Dist. Project), Series 2021, 3.50% 2040	750	766
Kansas City, Industrial Dev. Auth., Airport Special Obligation Bonds (Kansas City International Airport Terminal Modernization Project), Series 2020-A, AMT, Assured Guaranty Municipal insured, 4.00% 2057	3,000	3,467
City of Lee’s Summit, Special Obligation Tax Increment and Special Dist. Rev. Ref. and Improvement Bonds (Summit Fair Project), Series 2017, 3.50% 2023[2]	230	234
City of Lee’s Summit, Special Obligation Tax Increment and Special Dist. Rev. Ref. and Improvement Bonds (Summit Fair Project), Series 2017, 4.00% 2027[2]	1,850	1,909
City of Maryland Heights, Industrial Dev. Auth., Rev. Bonds (St. Louis Community Ice Center Project), Series 2018-A, 4.375% 2030	860	835
City of Maryland Heights, Industrial Dev. Auth., Rev. Bonds (St. Louis Community Ice Center Project), Series 2018-A, 5.00% 2039	4,360	4,235
City of Maryland Heights, Industrial Dev. Auth., Rev. Bonds (St. Louis Community Ice Center Project), Series 2018-A, 5.00% 2049	7,250	6,694
City of Maryland Heights, Tax Increment and Special Dist. Rev. Bonds (Westport Plaza Redev. Area), Series 2020, 3.625% 2031	1,535	1,669

248	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2045	$2,000	$2,529
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2049	1,000	1,254
City of Rolla, Move Rolla Transportation Dev. Dist., Sales Tax Rev. Bonds, Series 2017, 3.75% 2029	1,360	1,433
City of Rolla, Move Rolla Transportation Dev. Dist., Sales Tax Rev. Bonds, Series 2017, 4.50% 2036	750	817
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2023	300	307
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2024	400	412
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2026	215	224
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2030	950	975
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.125% 2035	500	509
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2026	2,500	2,995
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2027	3,275	4,213
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2029	1,000	1,353
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2030	4,255	5,878
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2031	2,000	2,825
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2015-A, 5.00% 2030	1,000	1,097
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2015-A, 5.00% 2035	1,400	1,523
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2012, 6.125% 2042	1,000	1,033
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2015-A, 5.125% 2045	2,000	2,145
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.00% 2038	1,000	1,142
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2017, 5.00% 2048	5,110	5,845
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018-A, 5.125% 2048	980	1,114
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.125% 2049	1,335	1,517
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.25% 2053	18,710	21,326
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village Sunset Hills), Series 2012, 5.00% 2032	1,020	1,058
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.00% 2025	1,235	1,342
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.00% 2035	1,410	1,573
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.125% 2045	8,300	9,192
County of St. Louis, Transportation Dev. Dist., Transportation Rev. Bonds (Missouri Bottom Road/Taussig Road), Series 2002, 7.20% 2033[6]	3,300	1,122
County of Stoddard, Industrial Dev. Auth., Health Facs. Rev. Bonds (Southeast Missouri Hospital Association), Series 2016-B, 6.00% 2037	3,870	4,265
City of Town and Country, Town and Country Crossing Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020-A, 3.375% 2037	540	553
		133,701

American Funds Tax-Exempt Funds	249

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nebraska 0.19%
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2048	$2,350	$2,699
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024[6,7,8,9,10]	399	399
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)[6,7,8,9,10]	199	199
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)[6,7,8,9,10]	153	153
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)[6,7,8,9,10]	150	150
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)[6,7,8,9,10]	62	62
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2024[6,7,8,9,10]	219	219
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	190	190
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025[6,7,8,9,10]	184	184
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025[6,7,8,9,10]	172	172
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	151	151
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025[6,7,8,9,10]	25	25
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	859	859
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	135	135
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	121	121
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	81	81
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	69	69
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	62	62
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025[6,7,8,9,10]	35	35
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% 2026[6,7,8,9,10]	154	154
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% 2026[7,8,9,10]	89	89
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	1,655	1,815
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019, AMT, 3.75% 2049	2,550	2,748
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019-B, AMT, 4.00% 2049	2,145	2,353
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2024 (100% PIK)[7,8,9,10]	637	637
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2024 (100% PIK)[7,8,9,10]	598	598
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025[7,8,9,10]	1,947	1,947
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025[7,8,9,10]	876	876
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025[7,8,9,10]	857	857
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)[7,8,9,10]	582	582
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)[7,8,9,10]	439	439
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025[7,8,9,10]	370	370
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)[7,8,9,10]	180	180

250	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nebraska (continued)
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)[7,8,9,10]	$139	$139
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025[7,8,9,10]	139	139
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)[7,8,9,10]	58	58
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)[7,8,9,10]	420	420
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)[7,8,9,10]	402	402
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)[7,8,9,10]	232	232
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)[7,8,9,10]	6	6
		21,006

Nevada 0.47%
Dept. of Business and Industry, Charter School Rev. Bonds (Doral Academy of Nevada), Series 2017-A, 5.00% 2037[2]	1,000	1,107
Dept. of Business and Industry, Charter School Rev. Bonds (Doral Academy of Nevada), Series 2017-A, 5.00% 2047[2]	1,600	1,752
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2015-A, 4.00% 2025	1,260	1,335
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2018-A, 4.50% 2029[2]	890	995
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2018-A, 5.00% 2038[2]	1,000	1,122
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2015-A, 5.125% 2045[2]	1,000	1,113
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2018-A, 5.00% 2048[2]	1,500	1,660
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2028	2,000	2,127
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 2.50% 2021	245	246
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 2.75% 2022	350	357
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 2.75% 2023	355	366
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 3.00% 2024	375	393
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 3.00% 2025	380	402
County of Clark, Special Improvement Dist. No. 142 (Mountain’s Edge), Local Improvement Rev. Ref. Bonds, Series 2012, 5.00% 2021	925	925
City of Henderson, Local Improvement Dist. No. T-16 (Falls at Lake Las Vegas), Limited Obligation Improvement Bonds, Series 2005, 5.125% 2025	2,170	2,034
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2045	1,225	1,387
City of Las Vegas, Sales Tax Increment Rev. Bonds, Series 2016, 3.50% 2025[2]	2,130	2,131
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 5.00% 2022	295	305
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 5.00% 2023	255	273
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 4.25% 2024	200	217
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 5.00% 2024	140	154
City of Las Vegas, Special Improvement Dist. No. 612 (Skye Hills), Local Improvement Bonds, Series 2020, 3.50% 2035	215	230
City of Las Vegas, Special Improvement Dist. No. 612 (Skye Hills), Local Improvement Bonds, Series 2020, 4.00% 2050	1,000	1,072
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2026	800	883
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2028	320	351
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2029	570	623

American Funds Tax-Exempt Funds	251

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2031	$120	$131
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 4.00% 2022	1,055	1,092
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 4.50% 2025	630	708
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 5.00% 2026	660	752
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,565	1,761
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 5.00% 2035	1,535	1,701
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.00% 2023	200	206
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.00% 2024	155	161
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.00% 2025	235	247
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.25% 2026	225	241
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.50% 2027	250	272
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.50% 2028	230	249
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.00% 2033	1,165	1,267
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.25% 2037	985	1,074
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.375% 2042	1,255	1,362
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.50% 2047	1,505	1,635
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.25% 2023	440	456
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2025	200	215
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2026	200	218
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2027	200	220
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2028	160	177
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2029	345	384
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.25% 2031	310	335
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2032	420	457
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2033	470	508
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2035	1,035	1,114
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 4.00% 2039	500	554
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 4.00% 2049	1,650	1,797
City of Las Vegas, Special Improvement Dist. No. 815 (Summerlin Village 25), Local Improvement Bonds, Series 2020, 4.75% 2040	1,000	1,159
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.50% 2022	150	153
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.50% 2023	125	130

252	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.50% 2024	$125	$132
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.75% 2025	145	157
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.75% 2026	195	214
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.75% 2027	260	289
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.875% 2028	400	449
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.00% 2029	210	238
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.00% 2030	340	382
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.25% 2034	615	695
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.50% 2039	785	896
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.625% 2043	660	750
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.625% 2049	1,465	1,653
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-B, Assured Guaranty Municipal insured, 4.125% 2058	1,250	1,405
		51,556

New Hampshire 0.84%
Business Fin. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2013, AMT, 2.95% 2029[2]	1,900	2,084
Business Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2003, AMT, 3.125% 2024[1]	2,750	2,984
Health and Education Facs. Auth., Healthcare System Rev. Bonds (Covenant Health Systems Obligated Group Issue), Series 2007-A, 5.00% 2027	150	150
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2031	1,250	1,498
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	30,183	36,733
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-A, AMT, 4.00% 2027[2]	2,000	2,116
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-B, 4.625% 2042[2]	1,000	1,055
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-C, AMT, 4.875% 2042[2]	5,000	5,300
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2020-B, AMT, 3.75% 2045 (put 2040)[2]	13,525	14,559
National Fin. Auth., Resource Recovery Rev. Ref. Green Bonds (Covanta Project), Series 2020-A, 3.625% 2043 (put 2040)[2]	11,715	12,560
National Fin. Auth., Rev. Bonds (The Lawrenceville School Project), Series 2021-A, 4.00% 2051	5,395	6,454
National Fin. Auth., Senior Living Rev. Ref. Bonds (Springpoint Senior Living, Inc.), Series 2021, 4.00% 2041	1,500	1,676
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2018-A, AMT, (SIFMA Municipal Swap Index + 0.75%) 0.395% 2033 (put 2021)[4]	3,270	3,271
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2019-A-4, AMT, 2.15% 2038 (put 2024)	2,000	2,100
		92,540

New Jersey 3.86%
Atlantic City, Tax Appeal Rev. Ref. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2032	1,200	1,462
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Bonds (Cooper Health System Obligated Group Issue), Series 2013-A, 5.75% 2042	2,665	2,852
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2032	555	612
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	1,500	1,692
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2029	1,180	1,318

American Funds Tax-Exempt Funds	253

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.25% 2039	$2,500	$2,710
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.25% 2044	1,000	1,080
Econ. Dev. Auth., Energy Fac. Rev. Bonds (UMM Energy Partners, LLC Project), Series 2012-A, AMT, 5.00% 2037	7,085	7,309
Econ. Dev. Auth., Energy Fac. Rev. Bonds (UMM Energy Partners, LLC Project), Series 2012-A, AMT, 5.125% 2043	750	774
Econ. Dev. Auth., Motor Vehicle Surcharges Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2027	3,250	4,077
Econ. Dev. Auth., Motor Vehicle Surcharges Rev. Ref. Bonds, Series 2017-A, BAM insured, 4.00% 2034	2,210	2,503
Econ. Dev. Auth., Private Activity Bonds (Goethals Bridge Replacement Project), Series 2013, AMT, 5.375% 2043	7,725	8,650
Econ. Dev. Auth., Private Activity Bonds (Goethals Bridge Replacement Project), Series 2013, AMT, 5.625% 2052	3,940	4,431
Econ. Dev. Auth., Rev. Bonds (Foundation Academy Charter School Project), Series 2018-A, 5.00% 2050	1,100	1,288
Econ. Dev. Auth., Rev. Bonds (Provident Group - Kean Properties LLC - Kean University Student Housing Project), Series 2017-A, 5.00% 2047	3,500	3,770
Econ. Dev. Auth., Rev. Bonds (Provident Group - Kean Properties LLC - Kean University Student Housing Project), Series 2017-A, 5.00% 2050	1,590	1,711
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2037	2,750	3,324
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Rowan Properties LLC - Rowan University Student Housing Project), Series 2015-A, 5.00% 2035	3,750	4,014
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Rowan Properties LLC - Rowan University Student Housing Project), Series 2015-A, 5.00% 2048	2,150	2,276
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-FFF, 5.00% 2026	3,235	3,904
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2015-WW, 5.25% 2029	2,500	2,948
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2016-AAA, 5.50% 2031	2,000	2,481
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2015-WW, 5.25% 2033	2,500	2,944
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2034	1,500	1,819
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 4.00% 2035	800	970
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2035	1,275	1,543
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2038	3,000	3,760
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2043	2,000	2,490
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2019-LLL, 4.00% 2044	3,500	4,091
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 4.00% 2046	2,185	2,587
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 4.00% 2050	1,500	1,768
Econ. Dev. Auth., School Facs. Construction Rev. Bonds, Series 2013-NN, 5.00% 2024	2,000	2,150
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2015-XX, 5.00% 2025	10,500	12,295
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2013-I, (SIFMA Municipal Swap Index + 1.60%) 1.62% 2028[4]	13,970	14,183
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 4.00% 2029[2]	670	734
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 5.00% 2039[2]	825	917
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 5.00% 2049[2]	930	1,022
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 5.00% 2054[2]	725	794
Econ. Dev. Auth., Special Fac. Rev. Bonds (Continental Airlines, Inc. Project), Series 1999, AMT, 5.25% 2029	23,275	24,559
Econ. Dev. Auth., Special Fac. Rev. Bonds (Continental Airlines, Inc. Project), Series 2000-B, AMT, 5.625% 2030	1,545	1,734
Econ. Dev. Auth., Special Fac. Rev. Bonds (Continental Airlines, Inc. Project), Series 2003, AMT, 5.50% 2033	3,500	3,821
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 4.00% 2037	1,850	2,188
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 4.00% 2038	6,600	7,790
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 4.00% 2039	4,550	5,359
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 5.00% 2044	3,000	3,755
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2019-A, AMT, 2.20% 2039 (put 2029)	2,500	2,686
Educational Facs. Auth., Rev. Bonds (Higher Education Capital Improvement Fund Issue), Series 2014-A, 4.00% 2031	10,130	11,016
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2024	1,000	1,127
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2027	1,000	1,198
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2030	500	590
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2034	1,000	1,213
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2031	1,700	2,015
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2035	500	589

254	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2007, 5.75% 2037	$6,500	$6,521
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2011, 6.00% 2026	2,080	2,086
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2011, 6.25% 2035	3,110	3,120
Health Care Facs. Fncg. Auth., State Contract Rev. Ref. Bonds (Hospital Asset Transformation Program), Series 2017, 5.00% 2036	2,000	2,438
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2013-1-A, AMT, 3.75% 2026	255	263
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2016-1-A, AMT, 3.50% 2032	820	859
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2019-B, AMT, 3.25% 2039	10,000	10,961
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 2.50% 2040	1,805	1,863
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-C, AMT, 3.25% 2051	3,000	3,079
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	1,240	1,406
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-H, 3.00% 2052	4,585	5,123
South Jersey Port Corp., Marine Terminal Rev. Bonds, Series 2017-B, AMT, 5.00% 2036	1,000	1,213
South Jersey Port Corp., Marine Terminal Rev. Bonds, Series 2017-B, AMT, 5.00% 2042	1,250	1,504
South Jersey Port Corp., Marine Terminal Rev. Bonds, Series 2017-B, AMT, 5.00% 2048	1,875	2,241
South Jersey Transportation Auth., Transportation System Rev. Bonds, Series 2014-A, 5.00% 2025	400	459
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	1,920	2,034
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2027	990	1,130
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2033	1,600	1,799
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	2,410	3,062
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	3,000	3,508
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-B, 5.00% 2046	2,500	2,990
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.25% 2046	1,210	1,491
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-AA, 5.00% 2032	8,000	10,422
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-AA, 5.00% 2037	1,500	1,883
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2038	6,755	8,109
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2039	1,500	1,801
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2040	1,500	1,798
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-BB, 5.00% 2044	4,575	5,686
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2045	4,000	4,740
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 5.00% 2045	2,530	3,225
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 3.00% 2050	2,000	2,118
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2050	5,000	5,894
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 5.00% 2050	4,455	5,651
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-BB, 5.00% 2050	2,500	3,090
Transportation Trust Fund Auth., Transportation System Bonds, Series 2005-B, National insured, 5.50% 2021	5,975	6,091
Transportation Trust Fund Auth., Transportation System Bonds, Series 2018-A, 5.00% 2030	2,000	2,531
Transportation Trust Fund Auth., Transportation System Bonds, Series 2018-A, 5.00% 2033	2,500	3,158
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-BB, 4.00% 2037	5,000	5,829
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2038	4,500	5,235
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-AA, 5.00% 2038	1,000	1,263
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2039	3,500	4,059
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 4.00% 2039	3,000	3,541
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2040	3,500	4,045
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2041	2,000	2,306
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2042	4,000	4,596
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-AA, 5.00% 2046	2,000	2,480
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2026	1,095	1,035
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2027	8,245	7,703
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-B, 0% 2027	1,010	929
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2028	9,800	8,801
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, National insured, 0% 2031	13,845	11,585
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-C, BAM insured, 0% 2032	1,825	1,514

American Funds Tax-Exempt Funds	255

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, Assured Guaranty Municipal insured, 0% 2034	$17,285	$13,629
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2008-A, 0% 2035	4,000	2,966
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2035	3,480	2,617
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2036	10,565	7,728
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, BAM Insured, 0% 2038	1,180	835
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, 0% 2039	12,380	8,127
County of Union, Improvement Auth., Solid Waste Disposal Rev. Green Bonds (Aries Linden, LLC Project), Series 2019, AMT, 6.75% 2041[2]	7,500	7,970
		423,033

New Mexico 0.13%
Hospital Equipment Loan Council, First Mortgage Rev. Bonds (Haverland Charter Lifestyle Group - La Vida Llena Expansion Project), Series 2019-A, 5.00% 2049	2,875	3,323
Hospital Equipment Loan Council, Rev. Ref. Bonds (Haverland Charter Lifestyle Group), Series 2012, 5.00% 2032	1,500	1,548
Hospital Equipment Loan Council, Rev. Ref. Bonds (Haverland Charter Lifestyle Group), Series 2012, 5.00% 2042	1,500	1,543
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2010-A, Class I, 4.625% 2025	35	35
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2016-A-2, Class I, AMT, 3.50% 2046	700	749
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	895	991
Mortgage Fin. Auth., Single Family Mortgage Program Rev. Ref. Bonds, Series 2012-B-1, Class I, AMT, 3.75% 2043	300	308
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2034	1,000	1,155
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2039	500	574
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2044	1,265	1,443
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2049	2,405	2,735
		14,404

New York 5.99%
Town of Brookhaven, Local Dev. Corp., Rev. Bonds (Active Retirement Community, Inc.), Series 2020-A, 4.00% 2055	6,815	7,712
Town of Brookhaven, Local Dev. Corp., Rev. Bonds (Long Island Community Hospital Project), Series 2020-A, 5.00% 2050	2,250	2,802
Brooklyn Arena Local Dev. Corp., PILOT Rev. Bonds (Barclays Center), Capital Appreciation Bonds, Series 2009, 0% 2045	2,110	1,150
Brooklyn Arena Local Dev. Corp., PILOT Rev. Bonds (Barclays Center), Capital Appreciation Bonds, Series 2009, 0% 2046	3,850	2,021
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	2,500	3,038
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2042	45,480	53,545
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Capital Appreciation Bonds, Series 2009, 0% 2044	2,000	1,131
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.25% 2035	500	583
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2040	600	694
Build NYC Resource Corp., Rev. Bonds (Bronx Charter School for Excellence Project), Series 2013-A, 5.50% 2043	500	531
Build NYC Resource Corp., Rev. Bonds (Friends of Hellenic Classical Charter Schools, Inc. Project), Series 2021-A, 5.00% 2041[2]	1,065	1,252
Build NYC Resource Corp., Rev. Bonds (Friends of Hellenic Classical Charter Schools, Inc. Project), Series 2021-A, 5.00% 2051[2]	1,620	1,878
Build NYC Resource Corp., Rev. Bonds (Friends of Hellenic Classical Charter Schools, Inc. Project), Series 2021-A, 5.00% 2055[2]	1,430	1,646
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2031	350	396
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2041	610	687

256	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2051	$635	$703
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2056	530	584
Build NYC Resource Corp., Rev. Bonds (Shefa School Project), Series 2021-A, 2.50% 2031[2]	500	511
Build NYC Resource Corp., Rev. Bonds (Shefa School Project), Series 2021-A, 5.00% 2051[2]	3,750	4,535
Build NYC Resource Corp., Rev. Ref. Bonds (Albert Einstein School of Medicine, Inc. Project), Series 2015, 5.50% 2045[2]	5,200	5,960
Build NYC Resource Corp., Rev. Ref. Bonds (Brooklyn Navy Yard Cogeneration Partners, LP Project), Series 2019, AMT, 5.00% 2028[2]	11,950	13,401
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 4.50% 2025[2]	310	336
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 5.00% 2035[2]	4,495	5,080
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2037	1,415	1,038
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2038	2,110	1,505
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2039	4,000	2,773
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2046	3,445	1,947
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, Assured Guaranty Municipal insured, 0% 2048	5,050	2,714
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2049	4,020	2,073
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2055	10,000	4,389
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, 0% 2055	6,090	2,584
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2056	3,950	1,710
Dormitory Auth., Rev. Bonds (Culinary Institute of America), Series 2013, 5.50% 2033	500	547
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2040	250	288
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2045	900	1,041
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2050	500	576
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2031[2]	500	578
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2032[2]	500	577
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2033[2]	1,200	1,385
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2034[2]	1,200	1,384
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2035[2]	1,000	1,153
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2037	2,305	2,826
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2038	1,305	1,596
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2041	10,000	11,003
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2047	6,775	8,132
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2047	5,000	5,963
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2048	3,500	4,171
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2017, AMT, 2.875% 2044 (put 2029)[2]	4,750	5,201
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2020-R-1, 2.75% 2050 (put 2025)	2,975	3,159
City of Glen Cove, Local Econ. Assistance Corp., Rev. Bonds (Garvies Point Public Improvement Project), Convertible Capital Appreciation Bonds, Series 2016-C, 0% 2055 (5.62% on 1/1/2024)[1]	16,320	17,592
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-I, 1.75% 2024	1,900	1,915
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.25% 2047	1,385	1,390
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.75% 2047	970	974
Town of Huntington, Local Dev. Corp. Rev. Bonds (Gurwin Independent Housing, Inc. / Fountaingate Gardens Project), Series 2021-A, 5.25% 2056	3,685	4,094
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 4.00% 2042	1,750	1,969
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (3 World Trade Center Project), Series 2014, Class 2, 5.375% 2040[2]	1,000	1,131
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (4 World Trade Center Project), Series 2011, 5.75% 2051	1,000	1,015
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2013-E, 5.00% 2038	1,970	2,144

American Funds Tax-Exempt Funds	257

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2040	$1,500	$1,716
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-A-3, (SIFMA Municipal Swap Index + 0.50%) 0.52% 2042 (put 2022)[4]	750	749
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	8,450	11,127
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-1, 5.00% 2043	6,000	7,678
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-1, 5.00% 2044	2,000	2,554
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 4.75% 2045	11,300	13,963
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2021-A-1, 4.00% 2046	4,315	5,089
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2047	5,000	5,850
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2048	2,675	3,127
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-3, 4.00% 2049	15,765	18,391
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.00% 2050	12,955	16,229
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.25% 2055	5,715	7,215
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-B, 5.00% 2023	1,125	1,245
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[4]	3,960	3,989
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2026	2,365	2,898
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2026	1,315	1,611
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2028	1,890	2,408
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2032	930	1,229
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 4.00% 2045	3,870	4,541
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, BAM insured, 0% 2040	9,325	6,366
County of Monroe, Industrial Dev. Corp., Rev. Bonds (St. Ann’s of Greater Rochester, Inc.), Series 2019, 5.00% 2040	5,745	6,571
County of Monroe, Industrial Dev. Corp., Rev. Bonds (St. Ann’s of Greater Rochester, Inc.), Series 2019, 5.00% 2050	2,540	2,881
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	4,785	5,269
New York City G.O. Bonds, Series 2021-C, 4.00% 2041	1,000	1,206
New York City G.O. Bonds, Series 2021-F-1, 4.00% 2047	1,045	1,255
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2050	4,000	4,718
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	1,600	1,626
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-F, 4.50% 2048	1,925	2,002
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	1,300	1,307
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2046	2,375	2,563
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	5,350	6,318
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-DD-1, 4.00% 2050	8,750	10,386
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 4.00% 2050	6,000	7,122
Niagara Area Dev. Corp., Solid Waste Disposal Fac. Rev. Ref. Bonds (Covanta Project), Series 2018-A, AMT, 4.75% 2042[2]	7,800	8,247
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2029	1,200	1,341
County of Onondaga, Resource Recovery Agcy., Rev. Ref. Bonds, Series 2015-A, AMT, Assured Guaranty Municipal insured, 5.00% 2030	1,490	1,710
Onondaga Civic Dev. Corp., Rev. Bonds (St. Joseph’s Hospital Health Center Project), Series 2012, 5.00% 2042 (preref. 2022)	1,000	1,044
Port Auth., Consolidated Bonds, Series 207, AMT, 5.00% 2032	5,000	6,228
County of Rockland, G.O. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	300	337
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2040	1,000	1,175
County of Sullivan, Infrastructure Local Dev. Corp. Rev. Bonds (Adelaar Infrastructure Project), Series 2016-E-1, 4.85% 2031[2]	4,635	4,991
County of Sullivan, Infrastructure Local Dev. Corp. Rev. Bonds (Adelaar Infrastructure Project), Series 2016-E-2, 5.35% 2049[2]	16,155	17,297
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, 5.00% 2021[6]	1,000	500
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, 5.00% 2027[6]	1,805	902

258	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, 5.00% 2032[6]	$2,345	$1,172
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, AMT, 5.00% 2038[6]	1,370	685
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 3.00% 2048	7,000	7,584
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2056	23,870	28,173
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2058	2,000	2,357
Thruway Auth., State Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2052	5,000	5,916
Transportation Dev. Corp., Fac. Rev. Bonds (New York State Thruway Service Areas Project), Series 2021, AMT, 4.00% 2053	4,130	4,885
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2021, AMT, 2.25% 2026	10,085	10,472
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2021, AMT, 3.00% 2031	3,530	3,832
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2020, AMT, 5.25% 2031	9,870	12,029
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2020, AMT, 5.375% 2036	4,960	6,403
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2037	705	917
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 4.00% 2039	1,100	1,315
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2016, AMT, 5.00% 2021 (escrowed to maturity)	1,850	1,850
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2016, AMT, 5.00% 2026	14,220	14,251
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2016, AMT, 5.00% 2031	4,000	4,009
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (Terminal One Group Association, LP Project), Series 2015, AMT, 5.00% 2022	2,550	2,598
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (Terminal One Group Association, LP Project), Series 2015, AMT, 5.00% 2023	560	596
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 4.00% 2032	2,000	2,182
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 4.00% 2033	4,500	4,908
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2041	3,250	3,660
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2046	3,300	3,712
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.25% 2050	16,950	19,202
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2026	1,110	1,320
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT 5.00% 2029	565	706
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2030	3,700	4,595
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2031	4,000	4,945
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2032	7,000	8,630
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2033	3,000	3,690
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2034	4,500	5,522
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2035	1,500	1,955
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 4.00% 2036	7,380	8,533
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2036	1,000	1,222

American Funds Tax-Exempt Funds	259

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2040	$6,000	$7,728
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 4.375% 2045	9,935	11,975
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2039	1,500	1,895
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 3.00% 2040	9,000	9,889
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-E, 3.00% 2050	5,000	5,370
County of Westchester, Local Dev. Corp., Rev. Bonds (Purchase Housing Corp. II Project), Series 2017, 5.00% 2047	1,020	1,166
County of Westchester, Local Dev. Corp., Rev. Bonds (Westchester Medical Center Obligated Group Project), Series 2016, 5.00% 2046	3,000	3,489
County of Westchester, Local Dev. Corp., Rev. Ref. Bonds (The Bethel Methodist Home - The Knolls Project), Series 2020-A, 5.00% 2040	1,000	1,071
County of Westchester, Local Dev. Corp., Rev. Ref. Bonds (The Bethel Methodist Home - The Knolls Project), Series 2020-A, 5.125% 2055	1,100	1,167
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 4.00% 2029	200	225
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 5.00% 2039	420	502
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 5.00% 2054	930	1,090
		657,077

North Carolina 0.38%
Educational Assistance Auth., Student Loan Rev. Bonds, Series 2020-A, AMT, 3.125% 2039	815	840
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 46-A, 3.00% 2051	4,000	4,409
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 5.00% 2045	1,500	1,834
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Lutheran Services for the Aging), Series 2012-A, 4.75% 2032 (preref. 2022)	1,500	1,539
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Pennybyrn at Maryfield), Series 2015, 5.00% 2025	500	540
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Pennybyrn at Maryfield), Series 2015, 5.00% 2030	1,900	2,058
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Pennybyrn at Maryfield), Series 2015, 5.00% 2035	1,000	1,077
Medical Care Commission, Health Care Facs. Rev. Bonds (Novant Health Obligated Group), Series 2019-A, 4.00% 2049	2,820	3,335
Medical Care Commission, Retirement Facs. First Mortgage Bonds (Pennybyrn at Maryfield), Series 2020-A, 5.00% 2045	1,000	1,141
Medical Care Commission, Retirement Facs. First Mortgage Bonds (Pennybyrn at Maryfield), Series 2020-A, 5.00% 2050	1,500	1,707
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Carolina Village Project), Series 2017-B, 5.00% 2047	5,230	5,487
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2049	1,300	1,503
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2039	1,650	1,887
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2049	4,100	4,639
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019-B, (1-month USD-LIBOR x 0.67 + 0.35%) 0.192% 2034 (put 2022)[4]	10,000	10,001
		41,997

North Dakota 0.34%
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	980	1,082
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2043	13,400	15,563
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2048	9,500	10,976
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2053	8,550	9,816
		37,437

260	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio 3.52%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-D, 2.875% 2026	$7,975	$8,539
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-A, 2.875% 2026	2,750	2,944
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2014-B, AMT, 2.60% 2041 (put 2029)	1,000	1,063
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (Ohio Valley Electric Corp. Project), Series 2019-A, 3.25% 2029	7,000	7,841
Air Quality Dev. Auth., Exempt Facs. Rev. Bonds (AMG Vanadium Project), Series 2019, AMT, 5.00% 2049[2]	26,575	31,337
Air Quality Dev. Auth., Exempt Facs. Rev. Bonds (Pratt Paper (OH), LLC Project), Series 2017, AMT, 4.25% 2038[2]	1,850	2,157
Air Quality Dev. Auth., Exempt Facs. Rev. Bonds (Pratt Paper (OH), LLC Project), Series 2017, AMT, 4.50% 2048[2]	2,500	2,953
Air Quality Dev. Auth., Rev. Ref. Bonds (AK Steel Corp. Project), Series 2012-A, AMT, 6.75% 2024	6,000	6,127
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2040	1,200	1,443
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2020-B-2, 5.00% 2055	14,100	16,595
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020-B-3, 0% 2057	208,975	34,642
County of Butler, Hospital Facs. Rev. Bonds (UC Health), Series 2016, 5.00% 2045	6,500	7,725
City of Centerville, Health Care Improvement and Rev. Ref. Bonds, Series 2017, 5.25% 2037	4,250	4,829
City of Centerville, Health Care Improvement and Rev. Ref. Bonds, Series 2017, 5.25% 2047	3,795	4,253
City of Centerville, Health Care Improvement and Rev. Ref. Bonds, Series 2017, 5.25% 2050	2,400	2,685
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2025	1,110	1,133
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	1,000	1,020
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2037	2,450	2,888
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2052	7,750	8,994
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.50% 2052	2,085	2,486
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2057	3,500	4,054
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 5.25% 2028	235	236
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	2,210	2,308
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	140	147
County of Franklin, Health Care Facs. Rev. Bonds (OPRS Communities), Series 2016-C, 5.00% 2038	3,000	3,475
County of Franklin, Health Care Facs. Rev. Ref. and Improvement Bonds (Wesley Communities Obligated Group), Series 2020, 5.25% 2040	2,905	3,386
County of Franklin, Health Care Facs. Rev. Ref. and Improvement Bonds (Wesley Communities Obligated Group), Series 2020, 5.25% 2055	8,455	9,721
County of Gallia, Hospital Facs. Rev. Ref. and Improvement Bonds (Holzer Health System Obligated Group Project), Series 2012-A, 8.00% 2042 (preref. 2022)	7,730	8,263
County of Hamilton, Healthcare Facs. Rev. Bonds (Christ Hospital Project), Series 2012, 5.00% 2042 (preref. 2022)	1,500	1,561
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2031	4,360	4,995
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2046	3,870	4,327
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2051	6,145	6,837
County of Hamilton, Healthcare Rev. Bonds (Life Enriching Communities Project), Series 2017-A, 5.00% 2047	1,250	1,424
County of Hamilton, Healthcare Rev. Bonds (Life Enriching Communities Project), Series 2017-A, 5.00% 2052	1,125	1,278
Hickory Chase Community Auth., Infrastructure Improvement Rev. Bonds (Hickory Chase Project), Series 2019-A, 5.00% 2040[2]	2,425	2,676
Hickory Chase Community Auth., Infrastructure Improvement Rev. Bonds (Hickory Chase Project), Series 2019-B-1, 6.00% 2046[2]	2,320	2,525
Higher Educational Facs. Auth., Healthcare Fac. Rev. Bonds (Judson Obligated Group 2020 Project), Series 2020-A, 5.00% 2042	2,250	2,670
Higher Educational Facs. Auth., Healthcare Fac. Rev. Bonds (Judson Obligated Group 2020 Project), Series 2020-A, 5.00% 2045	2,750	3,245
Higher Educational Facs. Auth., Healthcare Fac. Rev. Bonds (Judson Obligated Group 2020 Project), Series 2020-A, 5.00% 2050	6,525	7,682
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2045	3,925	4,871
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2028[2]	6,000	6,754
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2033[2]	13,835	15,203
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2038[2]	6,750	7,330
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2048[2]	17,670	18,933
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2034	350	477
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2039	925	1,239

American Funds Tax-Exempt Funds	261

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
County of Licking, Health Care Facs. Rev. Ref. Bonds (Kendal Granville), Series 2015-A, 6.125% 2042	$7,000	$5,173
County of Licking, Health Care Facs. Rev. Ref. Bonds (Kendal Granville), Series 2015-A, 6.00% 2050	3,560	2,632
County of Lucas, Hospital Rev. Bonds (Promedica Healthcare Obligated Group), Series 2018-A, 5.25% 2048	17,675	21,698
County of Marion, Health Care Facs., Rev. Bonds (United Church Homes, Inc.), Series 2019, 5.125% 2049	1,040	1,150
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2033	2,765	2,921
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2044	2,000	2,100
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2048	9,360	9,817
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2039	120	136
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2053	20,455	23,046
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 5.00% 2022	1,840	1,898
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 5.75% 2032	12,715	13,346
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2015, 5.00% 2035	850	916
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 6.00% 2042	16,450	17,224
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2015, 5.00% 2043	3,965	4,231
Southern Ohio Port Auth., Exempt Fac. Rev. Bonds (PureCycle Project), Series 2020-A, AMT, 7.00% 2042[2]	500	584
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2040	1,575	1,831
		385,974

Oklahoma 0.27%
County of Comanche, Hospital Auth., Hospital Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,070	1,184
Dev. Fin. Auth., Health System Rev. Bonds (OU Medicine Project), Series 2018-B, 5.50% 2057	7,765	9,628
Dev. Fin. Auth., Rev. Bonds (Oklahoma Proton Center), Series 2021-A-1, 7.25% 2051[2]	3,500	4,298
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.00% 2037[6]	371	37
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.00% 2047[6]	1,294	129
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.00% 2052[6]	669	67
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.25% 2057[6]	2,346	235
Fort Sill Apache Tribe, Econ. Dev. Auth., Gaming Enterprise Rev. Bonds, Series 2011-A, 8.50% 2026 (preref. 2022)[2]	5,145	5,171
Trustees of the Tulsa Airports Improvement Trust, General Airport Rev. Bonds, Series 2015-A, AMT, BAM insured, 5.00% 2035	1,000	1,119
Trustees of the Tulsa Airports Improvement Trust, General Airport Rev. Bonds, Series 2015-A, AMT, BAM insured, 5.00% 2045	2,480	2,772
Trustees of the Tulsa Municipal Airport Trust, Rev. Ref. Bonds, (AMR Corp. Guaranteed), Series 2001-B, AMT, 5.50% 2035	4,000	4,315
Trustees of the Tulsa Municipal Airport Trust, Rev. Ref. Bonds, (AMR Corp. Guaranteed), Series 2013-B, AMT, 5.50% 2035	520	561
		29,516

Oregon 0.40%
Business Dev. Commission, Econ. Dev. Rev. Bonds (Red Rock Biofuels LLC Clean Energy Project), Series 2017-A-248, AMT, 6.50% 2031[2,6]	100	22
County of Clackamas, Hospital Facs. Auth., Rev. Senior Living Bonds (Rose Villa, Inc. Obligated Group), Series 2020-A, 5.125% 2040	625	699
County of Clackamas, Hospital Facs. Auth., Rev. Senior Living Bonds (Rose Villa, Inc. Obligated Group), Series 2020-A, 5.25% 2050	1,000	1,117
County of Clackamas, Hospital Facs. Auth., Rev. Senior Living Bonds (Rose Villa, Inc. Obligated Group), Series 2020-A, 5.375% 2055	1,000	1,120

262	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oregon (continued)
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2040	$2,250	$2,845
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-E, AMT, 3.50% 2040	1,735	1,858
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.125% 2035	2,340	2,459
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.375% 2045	1,500	1,575
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.50% 2050	5,080	5,346
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2020-A, 5.125% 2055	6,200	6,534
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2033	550	647
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2048	1,100	1,271
County of Yamhill, Hospital Auth., Rev. and Rev. Ref. Bonds (Friendsview Retirement Community), Series 2016-A, 5.00% 2046	1,835	2,022
County of Yamhill, Hospital Auth., Rev. Bonds (Friendsview Retirement Community), Series 2021-B-3, 1.75% 2026	2,500	2,506
County of Yamhill, Hospital Auth., Rev. Bonds (Friendsview Retirement Community), Series 2021-B-1, 2.50% 2028	2,000	2,011
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-B-2, 2.125% 2027	1,750	1,757
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2036	2,000	2,423
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2046	2,420	2,863
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2051	1,620	1,911
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2056	2,400	2,813
		43,799

Pennsylvania 5.01%
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2033	3,500	4,364
County of Allegheny, Hospital Dev. Auth., Rev. Bonds (University of Pittsburgh Medical Center Issue), Series 2007-A-1, (3-month USD-LIBOR x 0.67 + 0.82%) 0.937% 2037[4]	7,030	7,039
Allentown City School Dist., Unlimited Tax G.O. Bonds, Series 2018, BAM insured, 5.00% 2028	2,500	3,144
City of Allentown, Neighborhood Improvement Zone Dev. Auth., Tax Rev. Bonds (City Center Project), Series 2018, 5.00% 2042[2]	1,500	1,798
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2022	160	166
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2035	4,675	5,258
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2036	1,835	2,061
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 3.75% 2042	885	861
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 4.00% 2047	3,100	3,167
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2047	9,300	10,302
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2050	5,710	6,312
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-A, 5.00% 2032	350	417
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2018, 5.00% 2038	1,000	1,138
County of Berks, Municipal Auth., Rev. Bonds (The Reading Hospital and Medical Center Project), Series 2012-A, 4.50% 2041	100	100
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2027	2,065	2,357
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2028	800	924
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2029	1,500	1,752
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2030	800	940
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2031	700	829
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2032	750	894
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2036	1,200	1,536
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2037	2,565	3,274
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2038	2,725	3,470
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2039	2,925	3,715
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2040	3,000	3,802
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2041	2,130	2,693
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 4.00% 2046	3,495	4,036
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 4.00% 2051	5,180	5,933
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2054	7,470	9,281
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2029	1,130	1,299

American Funds Tax-Exempt Funds	263

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2032	$585	$668
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2033	415	473
County of Bucks, Industrial Dev. Auth., Rev. Bonds (St. Luke’s University Health Network Project), Series 2019, 4.00% 2050	2,500	2,869
County of Chester, Health and Education Facs. Auth., Rev. Bonds (Simpson Senior Services Project), Series 2015-A, 5.25% 2045	1,960	2,041
County of Chester, Industrial Dev. Auth., Rev. Bonds (Avon Grove Charter School Project), Series 2017-A, 5.00% 2047	1,160	1,317
County of Chester, Industrial Dev. Auth., Rev. Bonds (Avon Grove Charter School Project), Series 2017-A, 5.00% 2051	645	731
County of Chester, Industrial Dev. Auth., Rev. Bonds (Woodlands Greystone Project), Series 2018, 4.375% 2028[2]	275	310
County of Crawford, Hospital Auth., Rev. Bonds (Meadville Medical Center Project), Series 2016-A, 6.00% 2036	1,515	1,683
County of Crawford, Hospital Auth., Rev. Bonds (Meadville Medical Center Project), Series 2016-A, 6.00% 2046	7,500	8,201
County of Crawford, Hospital Auth., Rev. Bonds (Meadville Medical Center Project), Series 2016-A, 6.00% 2051	7,005	7,641
County of Cumberland, Municipal Auth., Rev. Bonds (Diakon Lutheran Social Ministries Project), Series 2016, 5.00% 2030	1,000	1,163
County of Cumberland, Municipal Auth., Rev. Bonds (Diakon Lutheran Social Ministries Project), Series 2016, 5.00% 2033	1,610	1,859
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 3.375% 2029	4,545	4,769
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2029	3,165	3,597
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2034	4,415	4,953
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2039	1,345	1,499
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2012, 5.25% 2041	220	223
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2045, 5.25% 2041 (preref. 2022)	45	46
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2045	6,650	7,372
County of Dauphin, General Auth., Health System Rev. Bonds (Pinnacle Health System Project), Series 2016-A, 5.00% 2034	1,245	1,499
County of Dauphin, General Auth., Health System Rev. Bonds (Pinnacle Health System Project), Series 2016-A, 5.00% 2036	500	599
Delaware Valley Regional Fin. Auth., Local Government Rev. Bonds, Series 2007-C, (3-month USD-LIBOR x 0.67 + 0.75%) 0.84% 2037[4]	6,500	6,292
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2041	6,550	7,500
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2019-A, 4.00% 2045	2,850	3,199
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2046	7,370	8,392
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2019-A, 5.00% 2049	2,000	2,404
East Hempfield Township, Industrial Dev. Auth., Rev. Bonds (Student Services, Inc. Student Housing Project at Millersville University of Pennsylvania), Series 2015, 5.00% 2030 (preref. 2025)	825	974
East Hempfield Township, Industrial Dev. Auth., Rev. Bonds (Student Services, Inc. Student Housing Project at Millersville University of Pennsylvania), Series 2014, 5.00% 2034	875	996
East Hempfield Township, Industrial Dev. Auth., Rev. Bonds (Student Services, Inc. Student Housing Project at Millersville University of Pennsylvania), Series 2014, 5.00% 2046	1,500	1,707
Econ. Dev. Fncg. Auth., Exempt Facs. Rev. Ref. Bonds (National Gypsum Co.), Series 2014, AMT, 5.50% 2044	4,500	4,816
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2029	5,000	5,945
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2034	16,300	19,170
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2038	14,490	16,969
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2042	1,000	1,165
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Consol Energy, Inc. Project), Series 2021-A, 9.00% 2051 (put 2028)[2]	9,750	12,133
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2014, AMT, 0.22% 2044 (put 2021)	12,500	12,501
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2021-A, AMT, (SIFMA Municipal Swap Index + 0.40%) 0.42% 2041 (put 2024)[4]	10,855	10,863

264	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2011, AMT, 2.15% 2041 (put 2024)	$3,500	$3,691
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Green Bonds (Covanta Project), Series 2019, AMT, 3.25% 2039[2]	5,750	5,994
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2029	300	386
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2031	525	677
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2034	825	1,052
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2035	2,500	3,096
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2038	500	550
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2019, 5.00% 2039	385	422
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2043	1,000	1,091
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2048	1,300	1,410
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2019, 5.00% 2049	510	553
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2053	2,150	2,327
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2028	550	684
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2020, 2.45% 2041	3,225	3,310
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.625% 2042	690	702
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-B, AMT, 3.125% 2048	1,000	1,026
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 5.00% 2042	1,000	1,233
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 4.00% 2049	1,000	1,176
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 5.00% 2032	1,000	1,312
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 5.00% 2038	1,600	2,147
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 4.00% 2043	530	645
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 5.00% 2044	565	747
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2012, 5.00% 2044 (preref. 2022)	2,760	2,917
Higher Educational Facs. Auth., Rev. Bonds (Thomas Jefferson University), Series 2015-A, 5.25% 2050	2,400	2,762
Higher Educational Facs. Auth., Student Housing Rev. Bonds (University Properties, Inc. Student Housing Project at East Stroudsburg University of Pennsylvania), Series 2016-A, 5.00% 2026	570	664
Higher Educational Facs. Auth., Student Housing Rev. Bonds (University Properties, Inc. Student Housing Project at East Stroudsburg University of Pennsylvania), Series 2016-A, 5.00% 2031	1,450	1,652
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-A, AMT, 4.75% 2033	5,540	6,072
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-124-A, AMT, 4.00% 2038	3,560	3,753
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-123-A, AMT, 4.00% 2039	1,560	1,647
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	1,565	1,703
County of Lancaster, Hospital Auth., Rev. Bonds (Saint Anne’s Retirement Community, Inc. Project), Series 2020, 5.00% 2040	2,250	2,601
County of Lancaster, Hospital Auth., Rev. Bonds (Saint Anne’s Retirement Community, Inc. Project), Series 2020, 5.00% 2045	2,150	2,467
County of Lancaster, Hospital Auth., Rev. Bonds (Saint Anne’s Retirement Community, Inc. Project), Series 2020, 5.00% 2050	4,650	5,322
County of Lehigh, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2016-B, 1.80% 2027 (put 2022)	500	508
County of Montgomery, Higher Education and Health Auth., Rev. Ref. Bonds (Philadelphia Presbytery Homes, Inc. Project), Series 2017, 5.00% 2032	340	388
County of Montgomery, Higher Education and Health Auth., Rev. Ref. Bonds (Philadelphia Presbytery Homes, Inc. Project), Series 2017, 5.00% 2037	780	886
County of Montgomery, Higher Education and Health Auth., Rev. Ref. Bonds (Philadelphia Presbytery Homes, Inc. Project), Series 2017, 5.00% 2047	6,055	6,815
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.00% 2022	250	255
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2028	1,500	1,723
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2030	5,185	5,922

American Funds Tax-Exempt Funds	265

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2036	$10,895	$12,340
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2045	12,650	14,327
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2046	2,060	2,333
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2033	3,360	4,015
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2036	5,250	6,218
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2027 (preref. 2022)	2,500	2,597
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2028 (preref. 2022)	2,800	2,909
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-C, 4.00% 2043	500	584
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-C, 5.00% 2045	1,240	1,517
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 5.00% 2044	1,250	1,458
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2016-A, 5.00% 2046	1,000	1,185
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.11% 2048 (put 2022)[4]	600	604
County of Northampton, Industrial Dev. Auth., Rev. Bonds (Morningstar Senior Living, Inc.), Series 2019, 5.00% 2039	1,500	1,738
County of Northampton, Industrial Dev. Auth., Rev. Bonds (Morningstar Senior Living, Inc.), Series 2019, 5.00% 2044	3,725	4,286
County of Northampton, Industrial Dev. Auth., Rev. Bonds (Morningstar Senior Living, Inc.), Series 2019, 5.00% 2049	4,200	4,817
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2028	1,000	1,209
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2033	3,500	4,151
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2036	3,885	4,052
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2042	14,190	14,783
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School II Project), Series 2020-A, 5.00% 2030	525	623
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School II Project), Series 2020-A, 5.00% 2040	620	770
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School II Project), Series 2020-A, 5.00% 2050	1,050	1,285
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2030	2,400	2,891
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2040	4,020	4,997
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2050	7,240	8,868
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2054	5,245	6,401
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Philadelphia Performing Arts String Theory Charter School), Series 2020, 5.00% 2040[2]	785	935
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Philadelphia Performing Arts String Theory Charter School), Series 2020, 5.00% 2050[2]	1,700	1,998
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Independence Charter School West), Series 2019, 4.00% 2029	350	385
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Independence Charter School West), Series 2019, 5.00% 2039	500	559
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Independence Charter School West), Series 2019, 5.00% 2050	1,375	1,519
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (University of the Sciences), Series 2017, 5.00% 2047	3,425	4,012

266	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2028	$6,100	$7,418
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2028	745	960
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2029	4,500	5,455
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2030 (preref. 2026)	10	12
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2034	1,270	1,602
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2036	1,000	1,202
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2037	1,500	1,799
Philadelphia School Dist., G.O. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,249
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2038	1,000	1,197
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2007-A, FGIC-National insured, 5.00% 2034	3,000	4,382
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	5,000	6,118
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2027	275	339
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2028	275	340
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,211
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2034	825	1,011
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2035	750	918
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-A, AMT, 5.00% 2023	4,120	4,349
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-A, AMT, 5.00% 2027	11,710	12,303
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-B, 4.00% 2033	650	670
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2035	4,685	5,562
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2038	7,260	8,563
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-B-2, Assured Guaranty Municipal insured, 5.00% 2033	1,000	1,233
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2043	340	406
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2044	425	506
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2044	4,750	6,104
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2045	470	558
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2046	510	605
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2049	1,425	1,822
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2050	1,000	1,181
County of Washington, Redev. Auth., Redev. Rev. Ref. Bonds (Victory Centre Tax Increment Fncg. Project), Series 2018, 4.00% 2023	380	391
County of Washington, Redev. Auth., Redev. Rev. Ref. Bonds (Victory Centre Tax Increment Fncg. Project), Series 2018, 5.00% 2028	850	932
County of Westmoreland, Industrial Dev. Auth., Health System Rev. Bonds (Excela Health Project), Series 2020-A, 4.00% 2025	900	1,019
County of Westmoreland, Industrial Dev. Auth., Health System Rev. Bonds (Excela Health Project), Series 2020-A, 4.00% 2037	1,400	1,683
Wilkes-Barre Area School Dist., G.O. Bonds, Series 2019, BAM insured, 5.00% 2059	2,000	2,495
		549,650

Puerto Rico 5.01%
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.00% 2033	17,795	18,564
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.125% 2037	1,310	1,368
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.75% 2037	8,100	8,505
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.25% 2042	52,025	54,391
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 4.00% 2023[2]	3,000	3,190
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2024[2]	1,700	1,903
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2025[2]	7,790	8,967
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2035[2]	21,750	26,921
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2047[2]	21,250	25,721
Children’s Trust, Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2008-A, 0% 2057	75,000	5,061
Electric Power Auth., Power Rev. Bonds, Series 2010-ZZ, 5.00% 2022[6]	250	245
Electric Power Auth., Power Rev. Bonds, Series 2007-TT, 5.00% 2023[6]	235	231
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.375% 2023[6]	235	232
Electric Power Auth., Power Rev. Bonds, Series 2005-SS, National insured, 5.00% 2024	1,420	1,451
Electric Power Auth., Power Rev. Bonds, Series 2010-ZZ, 5.25% 2024[6]	2,610	2,571
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.375% 2024[6]	6,815	6,721
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2026[6]	340	335
Electric Power Auth., Power Rev. Bonds, Series 2010-AAA, 5.25% 2026[6]	165	163
Electric Power Auth., Power Rev. Bonds, Series 2010-CCC, 5.00% 2027[6]	355	348

American Funds Tax-Exempt Funds	267

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Puerto Rico (continued)
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2027[6]	$320	$315
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.50% 2027[6]	3,000	2,929
Electric Power Auth., Power Rev. Bonds, Series 2005-RR, Assured Guaranty insured, 5.00% 2028	3,100	3,186
Electric Power Auth., Power Rev. Bonds, Series 2010-AAA, 5.25% 2028[6]	20	19
Electric Power Auth., Power Rev. Bonds, Series 2012-A, 5.00% 2029[6]	125	123
Electric Power Auth., Power Rev. Bonds, Series 2005-SS, Assured Guaranty Municipal insured, 5.00% 2030	185	190
Electric Power Auth., Power Rev. Bonds, Series 2010-AAA, 5.25% 2030[6]	110	108
Electric Power Auth., Power Rev. Bonds, Series 2007-TT, 5.00% 2032[6]	5,055	4,960
Electric Power Auth., Power Rev. Bonds, Series 2013-A, 7.00% 2033[6]	300	303
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2035[6]	250	246
Electric Power Auth., Power Rev. Bonds, Series 2007-TT, 5.00% 2037[6]	4,115	4,038
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.50% 2038[6]	2,150	2,126
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2040[6]	18,475	18,198
Electric Power Auth., Power Rev. Bonds, Series 2013-A, 7.00% 2040[6]	4,500	4,551
Electric Power Auth., Power Rev. Bonds, Series 2012-A, 5.00% 2042[6]	11,120	10,911
Electric Power Auth., Power Rev. Bonds, Series 2012-A, 5.05% 2042[6]	1,885	1,850
Electric Power Auth., Power Rev. Ref. Bonds, Series 2010-DDD, Assured Guaranty Municipal insured, 3.65% 2024	120	120
Electric Power Auth., Power Rev. Ref. Bonds, Series 2007-UU, Assured Guaranty Municipal insured, (3-month USD-LIBOR x 0.67 + 0.52%) 0.617% 2029[4]	11,440	10,689
Electric Power Auth., Power Rev. Ref. Bonds, Series 2007-VV, National insured, 5.25% 2030	475	512
Electric Power Auth., Power Rev. Ref. Bonds, Series 2003-NN, National insured, 4.75% 2033	1,870	1,900
G.O. Bonds, Series 2014-A, 8.00% 2035[6]	2,500	2,137
Highways and Transportation Auth., Highway Rev. Ref. Bonds, Series 2003-AA-1, Assured Guaranty Municipal insured, 4.95% 2026	490	501
Highways and Transportation Auth., Transportation Rev. Bonds, Series 2004-J, National insured, 5.00% 2029	1,075	1,103
Highways and Transportation Auth., Transportation Rev. Ref. Bonds, Series 2007-N, AMBAC insured, 5.279% 2028[4]	8,535	8,183
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2002, 5.375% 2021	20	20
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2006, 5.00% 2026	755	759
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2012, 5.00% 2027	6,200	6,291
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2002, 5.50% 2031	6,815	6,849
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2012, 5.125% 2032	3,750	3,809
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2006, 5.00% 2036	520	523
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2012, 5.375% 2042	6,455	6,568
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2021	2,425	2,441
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2022	1,000	1,047
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2031	1,700	1,770
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2023	960	964
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2024	325	326
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2026	825	828
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.125% 2027	995	1,001
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.375% 2031	1,525	1,539
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 5.00% 2042	1,650	1,679
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2022	1,500	1,571
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2023	1,600	1,739

268	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Puerto Rico (continued)
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2004, National insured, 4.25% 2024	$550	$552
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2024	1,700	1,911
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2025	1,800	2,084
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2026	1,900	2,259
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2027	1,900	2,312
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2028	2,000	2,482
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2004, National insured, 4.50% 2029	2,230	2,237
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2034	2,200	2,726
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2044	2,500	3,033
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2011-A, 6.00% 2033	15,360	15,406
Infrastructure Fncg. Auth., Special Tax Rev. Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2036	1,685	888
Infrastructure Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2005-C, AMBAC insured, 5.50% 2024	240	257
Public Improvement G.O. Bonds, Series 2001-A, 5.125% 2031[6]	5,015	4,771
Public Improvement G.O. Bonds, Series 2007-A, 5.25% 2037	2,250	2,146
Public Improvement G.O. Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2041[6]	14,518	12,540
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Series 2018-A-1, 4.75% 2053	1,546	1,778
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2047[4]	3,512	1,150
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2054[4]	22,487	5,219
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2019, Class 2, 0% 2054[4]	84	19
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.329% 2040	16,158	18,403
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.784% 2058	9,080	10,486
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2018-A-1, 5.00% 2058	24,454	28,575
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2024	269	259
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2027	511	469
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2029	498	436
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2031	641	519
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2033	149	112
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2046	93,038	31,303
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	316,698	77,091
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2023	1,000	995
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2024	875	868
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2025	675	668
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2026	520	513
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2030	1,269	1,247
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2036	4,325	4,249
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2022	2,710	2,703
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-Q, 5.00% 2022	60	60
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2023	5,710	5,681
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2024	4,660	4,625
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, National insured, 5.00% 2024	50	51
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2025	470	465
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, National insured, 5.00% 2025	105	108
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2026	1,450	1,432
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2030	8,370	8,224
		549,122

American Funds Tax-Exempt Funds	269

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Rhode Island 0.68%
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2030	$500	$599
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2041	500	601
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2031	11,410	13,147
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2036	12,825	14,684
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2029	1,380	1,625
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2034	3,150	3,619
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 68-C, AMT, 3.50% 2039	5,155	5,400
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2029	330	424
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.25% 2039	5,750	5,845
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2015-A, AMT, 3.625% 2026	70	70
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2018-A, AMT, 3.50% 2034	5,175	5,396
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2019-A, AMT, 2.875% 2035	3,605	3,653
Tobacco Settlement Fin. Corp., Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2007-A, 0% 2052	120,710	19,871
		74,934

South Carolina 1.66%
Connector 2000 Association, Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A, 0% 2022	1,675	1,656
Connector 2000 Association, Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2032	10,101	5,243
Connector 2000 Association, Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2042	73,439	19,036
Connector 2000 Association, Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2051	25	3
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2016-B-2, AMT, 4.00% 2043	1,480	1,584
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	3,550	4,023
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2054	2,500	2,877
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Custodial Receipts), Series 2018, 5.00% 2036 (preref. 2026)[1,2]	3,000	3,647
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Custodial Receipts), Series 2018, 5.00% 2041 (preref. 2026)[1,2]	12,495	15,189
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Woodlands at Furman), Series 2020-A, 5.00% 2042	1,745	2,001
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Woodlands at Furman), Series 2020-A, 5.00% 2054	1,155	1,311
Jobs-Econ. Dev. Auth., Educational Facs. Rev. Ref. Bonds (Green Charter School), Series 2021-A, 4.00% 2036[2]	1,000	1,083
Jobs-Econ. Dev. Auth., Educational Facs. Rev. Ref. Bonds (Green Charter School), Series 2021-A, 4.00% 2046[2]	1,150	1,217
Jobs-Econ. Dev. Auth., Educational Facs. Rev. Ref. Bonds (Green Charter School), Series 2021-A, 4.00% 2056[2]	1,425	1,492
Jobs-Econ. Dev. Auth., First Mortgage Health Care Facs. Rev. Ref. Bonds (The Lutheran Homes of South Carolina, Inc.), Series 2017, 5.00% 2042	1,855	1,961
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2036[2]	2,000	2,249
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2041[2]	6,000	6,670
Jobs-Econ. Dev. Auth., Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2044	5,000	5,940
Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-A, 5.00% 2048	4,500	5,494
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Bonds (Episcopal Home Still Hopes), Series 2017, 5.00% 2047	4,700	5,196
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Bonds (Episcopal Home Still Hopes), Series 2017, 5.00% 2052	5,055	5,583
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Ref. Bonds (Episcopal Home Still Hopes), Series 2018-A, 5.00% 2032	2,135	2,367
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Ref. Bonds (Episcopal Home Still Hopes), Series 2018-A, 5.00% 2038	6,535	7,188
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Ref. Bonds (Episcopal Home Still Hopes), Series 2018-A, 5.00% 2048	3,500	3,822
Jobs-Econ. Dev. Auth., Retirement Community Rev. Notes (Kiawah Life Plan Village, Inc.), Series 2021-A, 8.75% 2025[2]	1,150	1,150
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	2,500	2,712
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2032	965	1,159
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2035	250	304
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	6,700	6,802
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2041	14,850	17,948
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2043 (preref. 2022)	3,670	3,820
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2046	100	114
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-E, 5.00% 2048	2,055	2,270
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.00% 2049	1,000	1,120
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.50% 2054	2,950	3,340
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2055	3,555	4,097
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-E, 5.25% 2055	10,280	12,156
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2056	45	54

270	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-A, 5.00% 2029	$15	$18
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2031	2,010	2,454
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2034	6,275	7,516
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-B, 5.00% 2038	3,000	3,360
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-C, 5.00% 2039	505	576
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2013-B, 5.125% 2043	2,215	2,454
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (preref. 2021)[4]	1,980	1,981
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2003-B, (3-month USD-LIBOR x 0.67 + 0.45%) 0.517% 2031 (put 2022)[4]	20	20
		182,257

South Dakota 0.17%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-A, AMT, 4.00% 2044	675	705
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	4,685	5,236
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	5,860	6,485
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-A, 3.00% 2051	5,000	5,495
Housing Dev. Auth., Homeownership Mortgage Rev. Ref. Bonds, Series 2012-D, AMT, 4.00% 2029	145	147
		18,068

Tennessee 0.43%
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014, 5.00% 2039	2,815	3,166
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, AMT, 4.00% 2045	555	586
Memphis-Shelby County Airport Auth., Airport Rev. Bonds, Series 2021-A, AMT, 5.00% 2049	16,115	20,702
Metropolitan Dev. and Housing Agcy., Tennessee Tax Increment Rev. Bonds (Fifth & Broadway Dev. Project), Series 2018, 5.125% 2036[2]	750	871
Counties of Nashville and Davidson, Industrial Dev. Board, Facs. Rev. Bonds (Waste Management, Inc. of Tennessee Project), Series 2001, AMT, 0.58% 2031 (put 2024)	700	700
County of Shelby, Health, Educational and Housing Fac. Board, Residential Care Fac. Mortgage Rev. Ref. Bonds (Village at Germantown), Series 2012, 5.375% 2047 (preref. 2022)	2,185	2,336
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	14,265	19,198
		47,559

Texas 5.09%
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 4.00% 2035	1,500	1,821
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 4.00% 2036	1,690	2,046
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Newman International Academy), Series 2021-A, 5.00% 2041	600	670
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Newman International Academy), Series 2021-A, 5.00% 2051	1,150	1,261
Arlington Higher Education Fin. Corp., Education Rev. Bonds (UME Preparatory Academy), Series 2017-A, 5.00% 2038	1,000	1,125
Arlington Higher Education Fin. Corp., Education Rev. Bonds (UME Preparatory Academy), Series 2017-A, 5.00% 2048	2,685	2,975
Arlington Higher Education Fin. Corp., Education Rev. Bonds (UME Preparatory Academy), Series 2017-A, 5.00% 2053	1,375	1,519
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 2.75% 2026	2,015	2,094
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2036	3,370	3,984
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2046	3,745	4,362
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2051	4,100	4,767
Arlington Higher Education Fin. Corp., Education Rev. Ref. Bonds (Wayside Schools), Series 2021-A, 4.00% 2036	1,160	1,294
Arlington Higher Education Fin. Corp., Education Rev. Ref. Bonds (Wayside Schools), Series 2021-A, 4.00% 2041	610	675
Arlington Higher Education Fin. Corp., Education Rev. Ref. Bonds (Wayside Schools), Series 2021-A, 4.00% 2046	860	946
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2043	825	1,010
County of Brazoria, Industrial Dev. Corp., Solid Waste Disposal Facs. Rev. Bonds (Gladieux Metals Recycling, LLC Project), Series 2020, 8.50% 2039[2]	17,000	17,368
Brazos Higher Education Auth., Inc., Student Loan Program Rev. Bonds, Series 2020-1-A, AMT, 2.35% 2040	1,160	1,146
Brazos Higher Education Auth., Inc., Student Loan Program Rev. Bonds, Series 2020-1-B, AMT, 3.00% 2040	1,800	1,770
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2016-B, 5.00% 2028	500	598

American Funds Tax-Exempt Funds	271

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2012, 5.00% 2032	$2,400	$2,495
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2013, 6.00% 2033	1,000	1,102
City of Crandall, Special Assessment Rev. Bonds (Cartwright Ranch Public Improvement Dist. Improvement Area 1 Project), Series 2021, 4.50% 2051[2]	1,000	1,011
City of Crandall, Special Assessment Rev. Bonds (Cartwright Ranch Public Improvement Dist. Major Improvement Area Project), Series 2021, 5.25% 2051[2]	500	505
City of Decatur, Hospital Auth., Hospital Rev. Bonds (Wise Regional Health System), Series 2014-A, 5.00% 2034	1,850	2,063
City of Decatur, Hospital Auth., Hospital Rev. Bonds (Wise Regional Health System), Series 2014-A, 5.25% 2044	4,200	4,691
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-A, 4.75% 2038	4,500	4,721
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-B, 4.75% 2042	5,000	5,244
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 4.00% 2045	5,730	6,911
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 4.00% 2050	3,375	4,052
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Ref. Bonds, Series 2020-C, 4.00% 2049	15,220	18,008
County of Gregg, Health Facs. Dev. Corp., Hospital Rev. Bonds (Good Shepherd Health System Obligated Group), Series 2012-C, 3.82% 2025 (preref. 2022)	445	460
County of Gregg, Health Facs. Dev. Corp., Hospital Rev. Bonds (Good Shepherd Health System Obligated Group), Series 2012-C, 5.00% 2032 (preref. 2022)	925	966
Gulf Coast Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (CITGO Petroleum Corp. Project), Series 1995, AMT, 4.875% 2025	6,465	6,618
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2033	275	288
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2016, 5.00% 2037	2,960	3,327
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2038	510	533
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2043	1,240	1,293
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2016, 5.00% 2048	23,205	25,831
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Young Men’s Christian Assn. of the Greater Houston Area), Series 2013-A, 5.00% 2033	1,400	1,454
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Young Men’s Christian Assn. of the Greater Houston Area), Series 2013-A, 5.00% 2038	3,500	3,618
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2053	1,000	1,123
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 3.125% 2056	5,000	5,414
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	3,300	3,677
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	3,385	3,773
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	835	836
City of Houston, Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 4.00% 2046	13,500	16,052
City of Houston, Airport System Special Facs. Rev. Bonds (Continental Airlines, Inc. Terminal Improvement Projects), Series 2011, AMT, 6.50% 2030	12,500	12,578
City of Houston, Airport System Special Facs. Rev. Bonds (Continental Airlines, Inc. Terminal Improvement Projects), Series 2011, AMT, 6.625% 2038	3,000	3,018
City of Houston, Airport System Special Facs. Rev. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2018-C, AMT, 5.00% 2028	13,000	15,914
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal E Project), Series 2014, AMT, 4.75% 2024	8,600	9,233
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal E Project), Series 2014, AMT, 5.00% 2029	6,775	7,468
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2020-C, AMT, 5.00% 2027	7,700	9,241
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2020-A, AMT, 5.00% 2027	2,000	2,398
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2020-B-2, AMT, 5.00% 2027	1,000	1,200
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2015-B-1, AMT, 5.00% 2030	3,000	3,386
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2014-C, 5.00% 2025	1,670	1,897

272	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 3.00% 2032	$500	$561
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 3.00% 2033	310	347
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-A, 5.00% 2033	1,000	1,181
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-B, (SIFMA Municipal Swap Index + 1.11%) 1.12% 2044 (put 2023)[4]	1,425	1,432
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-A, 5.00% 2044	1,000	1,178
County of Jefferson, Port of Beaumont Navigation Dist., Dock and Wharf Fac. Rev. Bonds (Jefferson Gulf Coast Energy Project), Series 2020-A, 3.625% 2035[2]	2,095	2,169
County of Jefferson, Port of Beaumont Navigation Dist., Dock and Wharf Fac. Rev. Bonds (Jefferson Gulf Coast Energy Project), Series 2020-A, 4.00% 2050[2]	3,955	4,101
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2024	1,000	1,135
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2025	1,000	1,175
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2030	3,450	3,963
Town of Little Elm, Spiritas Ranch Public Improvement Dist., Special Assessment Rev. Bonds, Series 2021, 5.375% 2051[2]	23,000	23,300
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (AEP Texas Central Co. Project), Series 2005-A, AMBAC insured, 4.40% 2030	4,570	5,625
County of Matagorda, Navigation Dist. No. 1, Rev. Ref. Bonds (Houston Lighting & Power Co. Project), Series 1997, AMT, AMBAC insured, 5.125% 2028	1,945	2,471
Mission Econ. Dev. Corp., Rev. Bonds (Natgasoline Project), Series 2018, AMT, 4.625% 2031[2]	2,000	2,112
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	1,600	1,887
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-B, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2027[4]	2,400	2,417
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2027	2,730	3,427
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2028	2,450	3,147
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2029	2,570	3,370
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2030	3,500	4,674
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2031	2,210	2,999
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2032	2,355	3,244
New Hope Cultural Education Facs. Fin. Corp., Education Rev. Bonds (Beta Foundation), Series 2019-A, 3.375% 2029[2]	510	524
New Hope Cultural Education Facs. Fin. Corp., Education Rev. Bonds (Beta Foundation), Series 2019-A, 5.00% 2039[2]	1,020	1,084
New Hope Cultural Education Facs. Fin. Corp., Education Rev. Bonds (Beta Foundation), Series 2019-A, 5.00% 2049[2]	2,290	2,416
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2030	1,000	1,138
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2035	500	565
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2040	790	888
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2055	6,100	6,800
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2031	1,170	1,301
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2036	150	166
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2046	4,350	4,771
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Obligated Group), Series 2019, 5.00% 2039	1,000	1,075
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Obligated Group), Series 2019, 5.00% 2050	1,180	1,254
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Obligated Group), Series 2019, 5.00% 2055	5,500	5,828

American Funds Tax-Exempt Funds	273

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2035	$100	$107
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2043	3,700	3,905
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2049	8,430	8,870
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2031	1,410	1,608
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2040	4,900	5,504
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Corpus Christi II, LLC - Texas A&M University-Corpus Christi Project), Series 2016-A, 5.00% 2036 (preref. 2026)	2,030	2,447
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2031 (preref. 2027)	845	1,050
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2032 (preref. 2027)	855	1,062
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2037 (preref. 2027)	5,000	6,213
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2042 (preref. 2027)	8,405	10,444
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville II, LLC - Tarleton State University Project), Series 2014-A, 5.00% 2039	2,250	2,516
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville II, LLC - Tarleton State University Project), Series 2014-A, 5.00% 2046	5,600	6,262
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville III, LLC - Tarleton State University Project), Series 2015-A, 5.00% 2035 (preref. 2025)	1,800	2,109
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (NCCD-Brenham Properties LLC - Blinn College Project), Series 2020-A, 5.00% 2040	1,300	1,540
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (NCCD-Brenham Properties LLC - Blinn College Project), Series 2020-A, 5.00% 2057	4,460	5,179
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.00% 2032 (preref. 2022)	750	781
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.00% 2037 (preref. 2022)	600	625
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.00% 2042 (preref. 2022)	1,000	1,042
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2018, 5.00% 2048	450	462
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.25% 2048 (preref. 2022)	3,460	3,611
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	660	661
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2039	10,000	12,391
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	2,000	2,291
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	1,000	1,145
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2038	1,000	1,143
North Texas Tollway Auth., System Rev. Ref. First Tier Bonds, Series 2020-A, 3.00% 2038	25,000	27,340
County of Nueces, Combination Tax and Limited Tax Rev. Ref. Certs. of Obligation, Series 2021-A, 4.00% 2036	640	788
County of Nueces, Combination Tax and Limited Tax Rev. Ref. Certs. of Obligation, Series 2021-A, 4.00% 2037	350	429
Red River Education Fin. Corp., Higher Education Rev. Bonds (St. Edward’s University Project), Series 2016, 4.00% 2036	500	558
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2027	1,360	1,733
Sam Rayburn Municipal Power Agcy., Power Supply System Rev. Ref. Bonds, Series 2012, 5.00% 2021	2,875	2,898
City of Sanger, Industrial Dev. Corp., Industrial Dev. Rev. Ref. Bonds (Texas Pellets Project), Series 2012-B, AMT, 8.00% 2038[6]	3,110	778
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2037	1,500	1,806

274	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2038	$2,375	$2,850
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	750	897
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	455	544
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2040	335	400
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 4.00% 2027	9,615	10,411
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 4.00% 2031	5,500	5,894
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 5.00% 2037	5,750	6,282
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 5.00% 2045	14,005	15,206
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2030	1,650	1,874
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2035	200	225
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2040	1,655	1,851
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Buckingham Senior Living Community, Inc. Project), Series 2007, 5.75% 2037[6]	7,170	3,944
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Ref. Bonds (Buckingham Senior Living Project), Series 2015-A, 5.25% 2035[6]	900	495
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Ref. Bonds (Buckingham Senior Living Project), Series 2015-A, 5.50% 2045[6]	625	344
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2032	5,000	5,620
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2037	5,000	5,586
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2041	430	200
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2042	2,370	1,041
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2028	17,800	16,366
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2029	8,500	7,623
County of Wood, Central Hospital Dist., Hospital Rev. Bonds (East Texas Medical Center Quitman Project), Series 2011, 6.00% 2041 (preref. 2021)	2,870	2,911
		557,417

United States 0.16%
Freddie Mac, Multi Family Certs., Series 2019-ML-06, Class XUS, interest only, 1.132% 2037[3,4]	61,349	6,280
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class AUS, 3.40% 2036	2,080	2,415
Freddie Mac, Multi Family Mortgage Bonds, Series 2021-ML-10, Class AUS, 2.032% 2038	2,660	2,809
Freddie Mac, Multi Family Mortgage Bonds, Series 2021-ML-10, Class XUS, 2.055% 2038[2,4]	28,252	6,093
		17,597

Utah 0.56%
Charter School Fin. Auth., Charter School Rev. Ref. Bonds (Early Light Academy), Series 2017, 5.00% 2046[2]	7,405	8,292
Hideout Local Dist. No. 1, Special Assessment Bonds, Series 2017, 6.75% 2037[2]	25,780	27,347
Mida Mountain Village Public Infrastructure Dist., Special Assessment Rev. Bonds (Mountain Village Assessment Area No. 2), Series 2021, 4.00% 2050[2]	10,730	11,407
Mida Mountain Village Public Infrastructure Dist., Special Assessment Rev. Bonds (Mountain Village Assessment Area), Series 2020-A, 5.00% 2050	7,250	8,357
Red Bridge Public Infrastructure Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 3.625% 2035[2]	600	624

American Funds Tax-Exempt Funds	275

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Utah (continued)
Red Bridge Public Infrastructure Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 4.125% 2041[2]	$1,000	$1,040
Red Bridge Public Infrastructure Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 4.375% 2051[2]	1,620	1,689
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2051	2,000	2,558
		61,314

Vermont 0.18%
Econ. Dev. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2013, AMT, 4.625% 2036 (put 2028)[2]	250	300
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2025	300	347
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2026	500	594
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	125	148
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2027	300	354
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2028	500	585
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 3.625% 2029	630	668
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 3.75% 2030	500	530
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2030	550	695
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 4.00% 2031	320	341
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2031	550	703
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 4.00% 2032	255	271
Student Assistance Corp., Education Loan Rev. Bonds, Series 2019-A, AMT, 3.00% 2035	6,295	6,490
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.375% 2039	2,995	3,027
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 4.375% 2046	1,850	1,938
Student Assistance Corp., Education Loan Rev. Bonds, Series 2019-B, AMT, 4.00% 2047	2,150	2,250
		19,241

Virginia 2.39%
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2045	3,000	3,413
County of Amelia, Industrial Dev. Auth., Solid Waste Disposal Rev. and Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.45% 2027	690	706
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 4.00% 2045	1,665	1,984
County of Botetourt, Industrial Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Glebe, Inc.), Series 2014-A, 6.00% 2044	4,000	4,491
City of Chesapeake, Chesapeake Transportation System Toll Road Rev. Ref. Bonds, Convertible Capital Appreciation Bonds, Series 2012-B, 0% 2040 (4.875% on 7/15/2023)[1]	1,500	1,660
County of Fairfax, Econ. Dev. Auth., Residential Care Facs. Mortgage Rev. Ref. Bonds (Goodwin House, Inc.), Series 2016-A, 5.00% 2036	1,000	1,135
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2038	3,250	3,986
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2040	3,660	4,620
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2043	3,500	4,244
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2048	4,000	4,823
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2050	12,000	14,903
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2055	17,805	21,372
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2059	14,840	18,307
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2012-A, 5.00% 2042	6,050	6,227
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2018, 5.00% 2048	1,400	1,538
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2018, 5.00% 2051	4,700	5,159
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2034	1,000	1,114
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2039	5,970	6,616

276	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2044	$2,045	$2,254
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2049	4,355	4,789
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2052	1,970	2,160
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2017-C, 5.00% 2037	1,445	1,742
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2017-C, 5.00% 2047	18,325	21,637
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 3.50% 2029	870	950
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 5.00% 2038	10,890	12,447
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Bonds, Series 2017-A, 5.00% 2046[2]	9,250	10,813
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Ref. Bonds (Custodial Receipts), Series 2015, 5.33% 2045[2]	27,900	31,674
City of Norfolk, Redev. and Housing Auth., Rev. Bonds (Fort Norfolk Retirement Community, Inc. - Harbor’s Edge Project), Series 2019-A, 5.00% 2049	3,875	4,155
City of Norfolk, Redev. and Housing Auth., Rev. Bonds (Fort Norfolk Retirement Community, Inc. - Harbor’s Edge Project), Series 2019-A, 5.25% 2054	8,000	8,613
County of Prince William, Heritage Hunt Commercial Community Dev. Auth., Special Assessment Bonds, Series 1999-B, 7.00% 2029	255	256
Small Business Fncg. Auth., Health Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2049	2,800	3,307
Small Business Fncg. Auth., Private Activity Rev. Bonds (Transform 66 P3 Project), Series 2017, AMT, 5.00% 2049	2,000	2,424
Small Business Fncg. Auth., Private Activity Rev. Bonds (Transform 66 P3 Project), Series 2017, AMT, 5.00% 2052	7,000	8,446
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2032	1,425	1,544
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2037	4,075	4,404
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2042	3,500	3,766
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2047	4,510	4,844
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2052	8,425	9,040
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2031	1,250	1,553
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2032	1,000	1,238
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2034	1,725	2,129
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2045	2,820	3,209
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2051	4,165	4,724
Small Business Fncg. Auth., Solid Waste Disposal Rev. Bonds (Covanta Project), Series 2018-C, AMT, 5.00% 2048[1,2]	2,000	2,128
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2036	1,000	1,177
		261,721

Washington 1.89%
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2031	2,470	3,180
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2033	1,010	1,295
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2034	2,000	2,566
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2035	1,750	2,238
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2010-B, 5.00% 2043	5,000	6,347
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2010-B, 5.00% 2048	10,000	12,734
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2058	11,750	14,741
Convention Center Public Facs. Dist., Lodging Tax Bonds, Series 2018, 5.00% 2058	140	178
Convention Center Public Facs. Dist., Lodging Tax Green Notes, Series 2021, 4.00% 2031	8,125	9,703
Econ. Dev. Fin. Auth., Environmental Facs. Rev. Green Bonds (North Pacific Paper Co. Recycling Project), Series 2020-A, AMT, 5.625% 2040[2]	9,000	11,107
Health Care Facs. Auth., Rev. Bonds (Kadlec Regional Medical Center), Series 2012, 5.00% 2042 (preref. 2021)	1,250	1,270
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2032	1,615	1,934
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2034	1,950	2,325

American Funds Tax-Exempt Funds	277

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2035	$1,825	$2,174
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Association), Series 2016, 5.00% 2036	2,845	3,316
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Association), Series 2016, 5.00% 2041	1,920	2,221
Housing Fin. Commission, Municipal Certs., Series 2021-1, Class X, interest only, 0.725% 2035[3]	82,335	5,190
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	28,345	33,488
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2031[2]	1,000	1,178
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2033[2]	1,185	1,390
Housing Fin. Commission, Nonprofit Housing Rev. Bonds (Rockwood Retirement Communities), Series 2020-A, 5.00% 2056[2]	6,170	6,957
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Herons Key Senior Living), Series 2015-A, 6.50% 2030[2]	1,700	1,888
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Herons Key Senior Living), Series 2015-A, 6.75% 2035[2]	1,630	1,817
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2038[2]	2,350	2,741
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2043[2]	3,100	3,593
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2048[2]	2,700	3,118
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Judson Park Project), Series 2018, 5.00% 2033[2]	250	275
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Judson Park Project), Series 2018, 5.00% 2048[2]	1,350	1,466
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.375% 2044[2]	7,000	7,901
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.50% 2049[2]	9,090	10,270
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2019, 5.00% 2055[2]	8,520	9,629
Housing Fin. Commission, Nonprofit Rev. Bonds (Spokane International Academy Project), Series 2021-A, 5.00% 2050[2]	1,000	1,148
Housing Fin. Commission, Nonprofit Rev. Bonds (Spokane International Academy Project), Series 2021-A, 5.00% 2056[2]	1,130	1,286
Housing Fin. Commission, Single Family Program Bonds, Series 2014-2A-R, AMT, 3.50% 2044	475	490
Housing Fin. Commission, Single Family Program Bonds, Series 2021-1-N, 3.00% 2049	1,535	1,695
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-A, 5.00% 2032[2]	1,955	2,355
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-B, 5.00% 2032[2]	785	946
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-A, 5.25% 2038[2]	7,245	8,741
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-B, 5.25% 2038[2]	1,000	1,207
Port of Seattle, Rev. Ref. Bonds, Series 2015-C, AMT, 5.00% 2035	1,500	1,692
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs. LLC), Series 2013, AMT, 5.00% 2030	2,000	2,140
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs. LLC), Series 2013, AMT, 5.00% 2031	2,000	2,138
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 4.00% 2025	500	569
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,000	1,211
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2028	2,440	2,944
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2029	1,000	1,200
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2030	1,500	1,792
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2031	1,500	1,788
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2032	1,500	1,784
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2013-A, 5.00% 2037	4,000	4,336
		207,692

278	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
West Virginia 0.28%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Arch Resources Project), Series 2021, AMT, 4.125% 2045 (put 2025)	$7,575	$8,093
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Arch Resources Project), Series 2020, AMT, 5.00% 2045 (put 2025)	10,250	11,280
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Wheeling Power Co. - Mitchell Project), Series 2013-A, AMT, 3.00% 2037 (put 2022)	1,300	1,324
County of Harrison, Solid Waste Disposal Rev. Ref. Bonds (Monongahela Power Co. Project), Series 2018-A, AMT, 3.00% 2037 (put 2021)	1,500	1,507
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2043	3,200	3,935
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 4.125% 2047	3,500	4,005
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (West Virginia United Health System Obligated Group), Series 2016-A, 4.00% 2041	765	857
		31,001

Wisconsin 2.43%
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.57% 2054 (put 2023)[4]	6,750	6,769
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2013-B, 5.00% 2036 (preref. 2023)	2,000	2,185
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 4.00% 2039	500	574
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2039	1,000	1,199
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2023	1,085	1,155
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2024	1,165	1,278
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2025	1,225	1,380
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2026	1,285	1,476
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2027	1,350	1,543
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2029	1,485	1,682
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2031	1,640	1,844
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2037	1,220	1,360
Health and Educational Facs. Auth., Rev. Bonds (Clement Manor, Inc.), Series 2019, 5.00% 2049	3,750	3,619
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2034	1,800	2,102
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2042	2,215	2,584
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2046	3,205	3,738
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2044	1,600	1,989
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	1,050	1,160
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	330	331
Public Fin. Auth., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-B, AMT, 5.00% 2022	10	10
Public Fin. Auth., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-B, AMT, 5.00% 2042	450	465
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 4.00% 2029[2]	645	708
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 5.00% 2039[2]	1,380	1,571
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 5.00% 2049[2]	3,360	3,776
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 5.00% 2054[2]	1,605	1,799
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas Project), Series 2017-A, 5.125% 2037[2]	1,000	1,150
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas Project), Series 2017-A, 5.375% 2047[2]	6,375	7,303
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas Project), Series 2017-B, 5.375% 2052[2]	2,000	2,285
Public Fin. Auth., Charter School Rev. Bonds (Coral Academy of Science Reno), Series 2019-A, 5.00% 2039[2]	710	788
Public Fin. Auth., Charter School Rev. Bonds (Coral Academy of Science Reno), Series 2019-A, 5.00% 2050[2]	1,950	2,142
Public Fin. Auth., Education Rev. Bonds (Bonnie Cone Classical Academy), Series 2021-A, 4.00% 2040[2]	1,525	1,603

American Funds Tax-Exempt Funds	279

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Public Fin. Auth., Education Rev. Bonds (Bonnie Cone Classical Academy), Series 2021-A, 4.00% 2050[2]	$2,990	$3,101
Public Fin. Auth., Education Rev. Bonds (Bonnie Cone Classical Academy), Series 2021-A, 4.00% 2056[2]	2,445	2,519
Public Fin. Auth., Education Rev. Bonds (North Carolina Leadership Academy), Series 2019-A, 5.00% 2039[2]	820	909
Public Fin. Auth., Education Rev. Bonds (North Carolina Leadership Academy), Series 2019-A, 5.00% 2049[2]	520	570
Public Fin. Auth., Education Rev. Bonds (North Carolina Leadership Academy), Series 2019-A, 5.00% 2054[2]	1,365	1,492
Public Fin. Auth., Educational Fac. Rev. Ref. Bonds (New Plan Learning, Inc. Project), Series 2021-A, 3.75% 2031	2,000	2,025
Public Fin. Auth., Educational Fac. Rev. Ref. Bonds (New Plan Learning, Inc. Project), Series 2021-A, 5.00% 2041	10,000	10,862
Public Fin. Auth., Educational Facs. Rev. Bonds (Charter Day School, Inc.), Series 2020-A, 5.00% 2035[2]	4,000	4,666
Public Fin. Auth., Educational Facs. Rev. Bonds (Charter Day School, Inc.), Series 2020-A, 5.00% 2045[2]	4,750	5,427
Public Fin. Auth., Exempt Facs. Rev. Ref. Bonds (Celanese Project), Series 2016-A, AMT, 5.00% 2024[2]	2,105	2,322
Public Fin. Auth., Exempt Facs. Rev. Ref. Bonds (Celanese Project), Series 2016-A, AMT, 5.00% 2025[2]	1,000	1,178
Public Fin. Auth., Exempt Facs. Rev. Ref. Bonds (National Gypsum Co.), Series 2016, AMT, 4.00% 2035	9,200	9,511
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2046	600	703
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2051	6,175	7,203
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2056	11,595	13,439
Public Fin. Auth., Hospital Rev. Bonds (Carson Valley Medical Center), Series 2021-A, 4.00% 2041	1,385	1,641
Public Fin. Auth., Hospital Rev. Bonds (Carson Valley Medical Center), Series 2021-A, 4.00% 2051	1,800	2,098
Public Fin. Auth., Retirement Community Rev. Bonds (Evergreens Obligated Group), Series 2019-A, 5.00% 2044	3,315	3,917
Public Fin. Auth., Retirement Community Rev. Bonds (Evergreens Obligated Group), Series 2019-A, 5.00% 2049	1,500	1,767
Public Fin. Auth., Retirement Community Rev. Bonds (Lifespace Communities, Inc.), Series 2020-A, 4.00% 2037	600	710
Public Fin. Auth., Retirement Community Rev. Bonds (Lifespace Communities, Inc.), Series 2020-A, 5.00% 2041	2,000	2,463
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 4.00% 2029[2]	1,160	1,243
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 5.00% 2039[2]	775	854
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 5.00% 2049[2]	2,655	2,895
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 5.00% 2054[2]	2,725	2,965
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 4.00% 2029[2]	1,250	1,435
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2039[2]	2,230	2,605
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2049[2]	6,000	6,939
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2054[2]	2,320	2,671
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2020, 3.00% 2025[2]	425	442
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2020, 5.00% 2030[2]	500	615
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2012, 5.50% 2032	500	515
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2020, 5.00% 2040[2]	1,175	1,432
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2012, 5.75% 2042	3,500	3,606
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2015, 5.875% 2045	6,250	7,187
Public Fin. Auth., Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	4,015	4,767
Public Fin. Auth., Rev. Bonds (WFCS Portfolio Projects), Capital Appreciation Bonds, Series 2021-B, 0% 2061[2]	23,000	2,255
Public Fin. Auth., Rev. Bonds (Wilson Preparatory Academy), Series 2019-A, 4.125% 2029[2]	480	524
Public Fin. Auth., Rev. Bonds (Wilson Preparatory Academy), Series 2019-A, 5.00% 2039[2]	500	556
Public Fin. Auth., Rev. Bonds (Wilson Preparatory Academy), Series 2019-A, 5.00% 2049[2]	1,100	1,210
Public Fin. Auth., Rev. Bonds (Wonderful Foundations Charter School Portfolio Project), Series 2020-A-1, 5.00% 2055[2]	2,250	2,653
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 5.00% 2046	11,250	13,117
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.00% 2032[2]	1,280	1,414
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2037[2]	650	721
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2042[2]	250	277
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2047[2]	900	997
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2052[2]	2,300	2,548
Public Fin. Auth., Senior Living Rev. Bonds (Rose Villa Project), Series 2014-A, 5.50% 2034[2]	1,000	1,097
Public Fin. Auth., Senior Living Rev. Bonds (Rose Villa Project), Series 2014-A, 5.75% 2044[2]	1,800	1,970
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 5.00% 2035	9,435	11,247
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 4.00% 2046	1,000	1,115
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 4.00% 2052	2,000	2,219
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2040	1,775	2,178
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2045	2,465	2,993
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2054	1,700	2,059

280	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2059	$2,400	$2,717
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015-A, 5.00% 2030	2,140	2,414
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015, 5.00% 2035	1,000	1,118
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015, 5.25% 2047	2,000	2,224
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Wilmington, LLC - University of North Carolina Project), Series 2018, Assured Guaranty Municipal insured, 5.00% 2053	6,130	7,401
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2034	4,005	4,940
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2034	1,295	1,597
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2039	2,045	2,491
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2039	1,595	1,943
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2044	1,350	1,625
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2049	3,625	4,342
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2049	1,340	1,605
		265,829

Total bonds, notes & other debt instruments (cost: $8,713,460,000)		9,512,989

Short-term securities 13.79%
Municipals 13.79%
Freddie Mac, Multi Family Certs., Series 2019-M-055, 0.23% 2028[2,4]	7,900	7,900
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1985, 0.04% 2025[4]	2,000	2,000
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (ExxonMobil Project), Series 2001, 0.04% 2029[4]	26,365	26,365
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.02% 2048[4]	10,500	10,500
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-A, 0.02% 2052[4]	12,800	12,800
State of Arizona, City of Phoenix, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2013, AMT, 0.18% 2035 (put 2021)[11]	8,330	8,330
State of California, Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.01% 2053[4]	21,830	21,830
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.04% 2035[4]	21,175	21,175
State of California, G.O. Bonds, Series 2020, 0.01% 2048[4]	15,000	15,000
State of California, IAM Commercial Paper, Series 2021-A-6, 0.09% 9/1/2021	10,000	10,000
State of California, IAM Commercial Paper, Series 2021-A-2, 0.08% 10/6/2021	10,600	10,600
State of California, Infrastructure and Econ. Dev. Bank, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.20% 2050 (put 2022)[2,11]	15,000	15,004
State of California, City of Los Angeles, California Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	40,000	41,406
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-2, 0.02% 2035[4]	2,720	2,720
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.02% 2034[4]	5,000	5,000
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.01% 2051[4]	21,300	21,300
State of California, City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.02% 2049[4]	21,000	21,000
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.01% 2037[4]	5,505	5,505
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.01% 2037[4]	4,500	4,500

American Funds Tax-Exempt Funds	281

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-A, AMT, 0.22% 2041 (put 2021)[11]	$8,115	$8,116
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.30% 2051 (put 2022)[11]	430	430
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2017-A-2, AMT, 0.20% 2042 (put 2021)[2,11]	3,585	3,585
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.20% 2023 (put 2021)[2,11]	19,100	19,100
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	15,000	15,265
State of Colorado, Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2021, 4.00% 1/1/2022	175	176
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-A-2, 0.02% 2050[4]	25,045	25,045
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-B-1, 0.03% 2050[4]	21,300	21,300
State of Florida, Dev. Fin. Corp., Senior Living Rev. and Rev. Ref. Bonds (The Glenridge on Palmer Ranch Project), Series 2021, 3.00% 6/1/2022	115	117
State of Florida, Fin. Auth., Econ. Dev. Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.17% 2034 (put 2021)[11]	6,750	6,750
State of Florida, City of Gainesville, Utilities System Rev. Bonds, Series 2019-C, 0.02% 2047[4]	6,000	6,000
State of Florida, Mission Econ. Dev. Corp., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2012, AMT, 0.20% 2026 (put 2021)[11]	13,450	13,450
State of Florida, County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 12/15/2021	100	101
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	15,000	15,398
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-A, 0.02% 2044[4]	10,500	10,500
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.02% 2044[4]	7,415	7,415
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.04% 2039[4]	17,065	17,065
State of Indiana, Fin. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2008-E-8, 0.02% 2033[4]	7,600	7,600
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-F, 0.02% 2041[4]	9,280	9,280
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-E, 0.03% 2041[4]	11,175	11,175
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.04% 2040[4]	10,100	10,100
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2011, 0.04% 2051[4]	11,010	11,010
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 1993, 0.04% 3/1/2022[4]	19,500	19,500
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2010-A, 0.04% 2035[4]	51,400	51,400
State of Louisiana, Louisiana Stadium and Exposition Dist., Bond Anticipation Notes, Series 2021, 4.00% 2023	1,885	1,993
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2007, 0.03% 2042[4]	10,000	10,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-B, 0.01% 2043[4]	5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-A, 0.02% 2043[4]	25,500	25,500
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.01% 2049[4]	15,000	15,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.01% 2050[4]	17,500	17,500
State of Maryland, County of Montgomery, G.O. Bonds, Series 2017-E, 0.03% 2037[4]	4,730	4,730
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-A, 0.09% 8/9/2021	12,500	12,500
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-B, 0.12% 9/1/2021	18,000	18,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-B, 0.07% 9/23/2021	10,000	10,000
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2009-B, 0.07% 9/21/2021	3,750	3,750
State of Maryland, County of Montgomery, Rev. Bonds (Trinity Health Credit Group), Series 2013, 0.08% 2041 (put 2021)[11]	4,000	4,000
State of Massachusetts, G.O. Bonds (Central Artery/Ted Williams Tunnel Infrastructure Loan Act of 2000), Series 2000-B, 0.02% 2030[4]	28,495	28,495
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Harvard University Issue), Series 1999-R, 0.03% 2049[4]	10,000	10,000
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax Bonds, Series 2018-A-1, 0.01% 2026[4]	25,090	25,090

282	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-A, 0.07% 8/18/2021	$6,000	$6,000
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-B, 0.08% 8/18/2021	10,000	10,000
State of Michigan, Fin. Auth., State Aid Rev. Notes, Series 2020-A-2, 4.00% 8/20/2021	4,000	4,007
State of Michigan, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2016-E-2, 0.02% 2047[4]	9,500	9,500
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.02% 2042[4]	16,040	16,040
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2008-A, 0.02% 2038[4]	17,250	17,250
State of Michigan, Regents of the University of Michigan, General Rev. IAM Commercial Paper, Series 2009-B, 0.12% 8/9/2021	19,160	19,160
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.01% 2038[4]	8,700	8,700
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2009-B, 0.02% 2030[4]	13,700	13,700
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2009-D, 0.04% 2030[4]	26,350	26,350
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2007-D, 0.04% 2030[4]	3,500	3,500
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2007-A, 0.04% 2030[4]	20,340	20,340
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-G, 0.02% 2035[4]	11,000	11,000
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-J, 0.04% 2035[4]	16,760	16,760
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2011-F, 0.04% 2035[4]	11,200	11,200
State of Mississippi, County of Jackson, Port Fac. Rev. Ref. Bonds (Chevron U.S.A. Inc. Project), Series 1993, 0.02% 2023[4]	18,340	18,340
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2003-B, 0.02% 2033[4]	1,600	1,600
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2000-B, 0.03% 2040[4]	15,400	15,400
State of Nevada, Dept. of Business and Industry, Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2001, AMT, 0.30% 2026 (put 2021)[2,11]	835	835
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.02% 2041[4]	19,105	19,105
State of New York, Dormitory Auth., City University System, Consolidated Fifth General Resolution Rev. Bonds, Series 2008-C, 0.02% 2031[4]	8,130	8,130
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[4]	8,325	8,325
State of New York, Dormitory Auth., Rev. IAM Commercial Paper, Series 2002-C, 0.08% 12/3/2021	6,700	6,700
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2018-C-2, 5.00% 9/1/2021	6,095	6,117
State of New York, New York City G.O. Bonds, Series 2006-E-4, 0.02% 2034[4]	8,135	8,135
State of New York, New York City G.O. Bonds, Series 2005-E-3, 0.02% 2034[4]	6,000	6,000
State of New York, New York City G.O. Bonds, Series 2006-E-2, 0.02% 2034[4]	5,400	5,400
State of New York, New York City G.O. Bonds, Series 2008-L-3, 0.02% 2036[4]	5,315	5,315
State of New York, New York City G.O. Bonds, Series 2013-F-3, 0.02% 2042[4]	25,450	25,450
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[4]	2,165	2,165
State of New York, New York City G.O. Bonds, Series 2021-3, 0.12% 2042[4]	1,645	1,645
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2007-CC-1, 0.03% 2038[4]	20,895	20,895
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-DD-2, 0.03% 2043[4]	15,250	15,250
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.02% 2044[4]	11,075	11,075
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-EE-1, 0.03% 2045[4]	18,025	18,025
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.02% 2048[4]	24,730	24,730
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-6, 0.03% 2048[4]	22,870	22,870

American Funds Tax-Exempt Funds	283

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-2, 0.03% 2050[4]	$16,975	$16,975
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.02% 2041[4]	15,275	15,275
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-4, 0.03% 2045[4]	15,065	15,065
State of New York, New York City Transitional Fin. Auth., Recovery Bonds, Series 2003-C-5, 0.02% 2031[4]	11,100	11,100
State of North Carolina, Capital Facs. Fin. Agcy., Rev. Bonds (North Carolina Aquarium Society), Series 2004, 0.03% 2026[4]	5,330	5,330
State of Ohio, County of Franklin, Rev. Bonds (CHE Trinity Health Credit Group), Series 2013, 0.10% 2046 (put 2021)[11]	12,145	12,145
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2037 (put 2021)[11]	3,400	3,400
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2013, AMT, 0.20% 2045 (put 2021)[11]	7,000	7,000
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2019-A, AMT, 0.20% 2034 (put 2021)[11]	955	955
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.02% 2048[4]	21,440	21,440
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2002, Bank of America LOC, 0.03% 2032[4]	5,935	5,935
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2004, Bank of America LOC, 0.03% 2034[4]	635	635
State of Texas, County of Alachua, Health Facs. Auth., Rev. IAM Commercial Paper (Shands Hospitals), Series 2008-A, 0.09% 9/8/2021	8,750	8,750
State of Texas, Gulf Coast Industrial Dev. Auth., Rev. Bonds (ExxonMobil Project), Series 2012, 0.03% 2041[4]	12,540	12,540
State of Texas, Gulf Coast Waste Disposal Auth., Pollution Control Rev. Ref. Bonds (Exxon Project), Series 1989, 0.01% 2024[4]	7,020	7,020
State of Texas, County of Harris, Health Facs. Dev. Corp., Rev. Ref. Bonds (Christus Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.17% 2031[4]	1,150	1,150
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.02% 2034[4]	10,000	10,000
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-E-2, 0.07% 8/5/2021	5,200	5,200
State of Texas, City of Houston, IAM Commercial Paper, Series 2021-D-2, 0.07% 8/19/2021	5,000	5,000
State of Texas, Mission Econ. Dev. Corp., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2020-A, AMT, 0.25% 2046 (put 2021)[11]	10,000	10,001
State of Texas, Port Arthur Navigation Dist. Industrial Dev. Corp., Rev. Bonds (Air Products Project), Series 2005, 0.02% 2040[4]	2,700	2,700
State of Texas, Tax and Rev. Anticipation Notes, Series 2020, 4.00% 8/26/2021	65,965	66,131
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.09% 9/8/2021	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.07% 9/17/2021	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.08% 10/6/2021	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.09% 10/18/2021	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A-2, 0.13% 8/16/2021	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2021-A-2, 0.13% 8/17/2021	5,000	5,000
State of Texas, Veterans Bonds, Series 2019, 0.02% 2050[4]	9,490	9,490
State of Wisconsin, Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-C, 0.11% 2053[4]	5,110	5,110

284	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Wisconsin, Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2017-A-3, AMT, 0.20% 2027 (put 2021)[11]	$5,000	$5,000
State of Wyoming, County of Sublette, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.04% 2044[4]	10,660	10,660
State of Wyoming, County of Uinta, Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 1992, 0.04% 2022[4]	8,500	8,500

Total short-term securities (cost: $1,511,869,000)		1,511,892
Total investment securities 100.57% (cost: $10,225,329,000)		11,024,881
Other assets less liabilities (0.57%)		(62,384)

Net assets 100.00%		$10,962,497

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[12]	Value at 7/31/2021 (000)	[13]	Unrealized appreciation (depreciation) at 7/31/2021 (000)
5 Year U.S. Treasury Note Futures	Long	75	September 2021	$ 7,500		$9,334		$57
10 Year Ultra U.S. Treasury Note Futures	Short	2,131	September 2021	(213,100)		(320,183)		(9,702)
								$(9,645)

[1]	Step bond; coupon rate may change at a later date.
[2]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $1,694,969,000, which represented 15.46% of the net assets of the fund.
[3]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[4]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[5]	Scheduled interest payment was not received. Coupon payments are paid at the election of the issuer and any unpaid amounts are accumulated.
[6]	Scheduled interest and/or principal payment was not received.
[7]	Valued under fair value procedures adopted by authority of the board of trustees. The total value of all such securities was $15,253,000, which represented .14% of the net assets of the fund.
[8]	Value determined using significant unobservable inputs.
[9]	Payment in kind; the issuer has the option of paying additional securities in lieu of cash. Most recent payment was 100% cash unless otherwise noted.
[10]	Acquired through a private placement transaction exempt from registration under the Securities Act of 1933. May be subject to legal or contractual restrictions on resale. Further details on these holdings appear below.
[11]	For short-term securities, the mandatory put date is considered to be the maturity date.
[12]	Notional amount is calculated based on the number of contracts and notional contract size.
[13]	Value is calculated based on the notional amount and current market price.

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025	12/29/2020	$1,947	$1,947	.02%
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025	1/28/2021	876	876	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025	12/29/2020	857	857	.01

American Funds Tax-Exempt Funds	285

American High-Income Municipal Bond Fund (continued)

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2024 (100% PIK)	3/2/2020	637	637	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2024 (100% PIK)	3/2/2020	598	598	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)	9/28/2020	582	582	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)	3/2/2020	439	439	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)	6/30/2021	420	420	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)	6/30/2021	402	402	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025	1/28/2021	370	370	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)	6/30/2021	232	232	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)	7/14/2020	180	180	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)	7/14/2020	139	139	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025	10/1/2020-12/29/2020	139	139	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2025 (100% PIK)	9/28/2020	58	58	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% 2026 (100% PIK)	6/30/2021	6	6	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	11/24/2020	859	859	.01
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% 2026	3/29/2021	154	154	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	11/24/2020	135	135	.00

286	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	3/29/2021	121	121	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% 2026	3/29/2021	89	89	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	11/24/2020	81	81	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	11/24/2020	69	69	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	3/29/2021	62	62	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% 2025	11/24/2020	35	35	.00
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024	8/1/2019-8/13/2019	399	399	.00
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)	2/6/2020	199	199	.00
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)	2/6/2020	153	153	.00
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)	9/26/2019	150	150	.00
County of Douglas, Sanitary and Improvement Dist. No. 587 (Townhomes at Village Pointe), Construction Fund Warrants, Series 2018, 7.00% 2024 (100% PIK)	9/26/2019	62	62	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2024	12/1/2019-1/8/2020	219	219	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% 2025	2/25/2021	190	190	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025	6/19/2020	184	184	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025	6/19/2020	172	172	.00

American Funds Tax-Exempt Funds	287

American High-Income Municipal Bond Fund (continued)

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% 2025	2/25/2021	151	151	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% 2025	6/19/2020	25	25	.00
Total private placement securities		$11,391	$11,391	.10%

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

See notes to financial statements.

288	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated” category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 92.74%	Principal amount (000)	Value (000)
California 91.08%
State issuers 27.62%
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	$3,440	$3,451
Trustees of the California State University, Systemwide Rev. Bonds, Series 2020-C, 4.00% 2051	5,000	6,024
Trustees of the California State University, Systemwide Rev. Ref. Bonds, Series 2012-A, 5.00% 2027	3,000	3,185
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[1]	9,700	11,035
Community Housing Agcy., Essential Housing Rev. Bonds, Series 2021-A-1, 4.00% 2056[1]	4,135	4,747
Community Housing Agcy., Essential Housing Rev. Bonds (Fountains at Emerald Park), Series 2021-A-1, 3.00% 2056[1]	1,005	1,050
Community Housing Agcy., Essential Housing Rev. Bonds (Verdant at Green Valley), Series 2019-A, 5.00% 2049[1]	4,800	5,578
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2033	1,515	1,896
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2034	760	949
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2035	1,300	1,620
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2036	1,000	1,245
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2038	1,140	1,413
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2021-A, 5.00% 2029	425	557
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2017-B, 4.00% 2047	7,425	8,425
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2019-V-1, 5.00% 2049	4,000	6,482
Educational Facs. Auth., Rev. Green Bonds (Stanford University), Series 2021-V-2, 5.00% 2051	1,100	1,813
Educational Facs. Auth., Rev. Ref. Bonds (Chapman University), Series 2015, 5.00% 2032	2,500	2,899
Educational Facs. Auth., Rev. Ref. Bonds (Loyola Marymount University), Capital Appreciation Bonds, Series 2001-A, National insured, 0% 2033	2,000	1,643
Educational Facs. Auth., Rev. Ref. Bonds (Occidental College), Series 2013-A, 5.00% 2029 (preref. 2023)	3,265	3,607
Educational Facs. Auth., Rev. Ref. Bonds (University of the Pacific), Series 2015, 5.00% 2030	1,000	1,187
Educational Facs. Auth., Rev. Ref. Bonds (University of the Pacific), Series 2015, 5.00% 2032	2,500	2,959
Enterprise Dev. Auth., Charter School Rev. Bonds (Academy for Academic Excellence Project), Series 2020-A, 5.00% 2040[1]	500	574
Enterprise Dev. Auth., Charter School Rev. Bonds (Academy for Academic Excellence Project), Series 2020-A, 5.00% 2050[1]	700	796
Enterprise Dev. Auth., Charter School Rev. Bonds (Academy for Academic Excellence Project), Series 2020-A, 5.00% 2055[1]	600	679
Enterprise Dev. Auth., Student Housing Rev. Bonds (Provident Group - SDSU Properties LLC), Series 2020-A, 5.00% 2045	600	753
Enterprise Dev. Auth., Student Housing Rev. Bonds (Provident Group - SDSU Properties LLC), Series 2020-A, 5.00% 2050	625	782
Enterprise Dev. Auth., Student Housing Rev. Bonds (Provident Group - SDSU Properties LLC), Series 2020-A, 5.00% 2055	825	1,024
G.O. Bonds, Series 2013-B, (SIFMA Municipal Swap Index + 0.38%) 0.40% 2027 (put 2022)[2]	2,000	2,001
G.O. Bonds, Series 2011, 5.25% 2028	1,415	1,421
G.O. Bonds, Series 2011, 5.25% 2028 (preref. 2021)	585	587
G.O. Bonds, Series 2013-E, (SIFMA Municipal Swap Index + 0.43%) 0.45% 2029 (put 2023)[2]	1,500	1,504

American Funds Tax-Exempt Funds	289

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
G.O. Bonds, Series 2020, 5.00% 2030	$1,000	$1,350
G.O. Bonds, Series 2021, 5.00% 2031	750	907
G.O. Bonds, Series 2021, 5.00% 2032	620	749
G.O. Bonds, Series 2015, 5.25% 2032	5,000	5,969
G.O. Bonds, Series 2021, 5.00% 2034	620	747
G.O. Bonds, Series 2020, 5.00% 2035	2,500	3,305
G.O. Bonds, Series 2020, 5.00% 2036	2,545	3,354
G.O. Bonds, Series 2020, 4.00% 2041	500	567
G.O. Bonds, Series 2020, 4.00% 2046	6,000	7,177
G.O. Bonds, Series 2021, 5.00% 2046	990	1,302
G.O. Rev. Ref. Bonds, Series 2007, Assured Guaranty Municipal insured, 5.25% 2032	10,000	14,226
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	9,000	11,694
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2029	7,000	9,315
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2030	815	1,118
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2035	3,000	3,967
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022	2,550	2,653
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2032	3,250	3,817
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2033	1,950	2,289
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2045	3,580	4,190
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A-1, 5.00% 2047	2,450	2,530
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds,
Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026	12,600	12,130
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds,
Capital Appreciation Bonds, Series 2005-A, AMBAC insured, 0% 2027	2,730	2,584
Health Facs. Fncg. Auth., Rev. Bonds (Cedars-Sinai Medical Center), Series 2016-A, 5.00% 2036	500	607
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2021-B, 4.00% 2035	1,500	1,902
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2021-A, 4.00% 2035	1,365	1,731
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2021-A, 4.00% 2036	1,150	1,455
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2011-A, 5.25% 2041	2,000	2,025
Health Facs. Fncg. Auth., Rev. Bonds (CommonSpirit Health), Series 2020-A, 4.00% 2049	1,000	1,184
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2025	755	880
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2042	2,500	3,062
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 4.00% 2044	12,940	15,090
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 5.00% 2047	1,500	2,350
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2017-A, 5.00% 2042	1,475	1,803
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2014-A, 5.00% 2043	1,000	1,135
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2016-B, 5.00% 2055	2,000	2,377
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2017-A, 5.00% 2056	2,000	2,447
Health Facs. Fncg. Auth., Rev. Bonds (Marshall Medical Center), Series 2020-A, 4.00% 2040	4,500	5,366
Health Facs. Fncg. Auth., Rev. Bonds (Marshall Medical Center), Series 2020-A, 5.00% 2050	1,000	1,264
Health Facs. Fncg. Auth., Rev. Bonds (Presbyterian Homes and Services, Inc.), Series 2015, 5.00% 2022	100	104
Health Facs. Fncg. Auth., Rev. Bonds (Presbyterian Homes and Services, Inc.), Series 2015, 5.00% 2031	400	465
Health Facs. Fncg. Auth., Rev. Bonds (Presbyterian Homes and Services, Inc.), Series 2015, 5.00% 2039	400	460
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 4.00% 2034	500	574
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-B-2, 4.00% 2036 (put 2024)	2,000	2,245
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 4.00% 2036	650	745
Health Facs. Fncg. Auth., Rev. Bonds (Rady Children’s Hospital - San Diego), Series 2011, 5.25% 2041	5,000	5,009
Health Facs. Fncg. Auth., Rev. Bonds (St. Joseph Health System), Series 2013-A, 5.00% 2024	405	444
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	7,375	8,175
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2011-D, 5.25% 2031	2,000	2,003
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2035	1,500	1,885
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2036	2,000	2,512

290	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2037	$1,000	$1,255
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2041 (preref. 2025)	3,580	4,299
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	3,020	3,204
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Cedars-Sinai Medical Center), Series 2015, 5.00% 2030	500	596
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Cedars-Sinai Medical Center), Series 2015, 5.00% 2031	1,300	1,549
Health Facs. Fncg. Auth., Rev. Ref. Bonds (El Camino Hospital), Series 2015-A, 5.00% 2030	3,000	3,472
Health Facs. Fncg. Auth., Rev. Ref. Bonds (El Camino Hospital), Series 2015-A, 5.00% 2040	8,700	10,003
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2046	3,950	4,616
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2051	3,550	4,129
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Memorial Health Services), Series 2012-A, 5.00% 2033	1,000	1,055
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-D, 1.70% 2033 (put 2022)	1,000	1,019
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2034	9,000	11,360
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-A, 5.00% 2034 (preref. 2025)	2,000	2,402
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-A, 5.00% 2035 (preref. 2025)	2,000	2,402
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2035	1,000	1,228
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 4.00% 2038	4,165	4,776
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2046	5,175	6,259
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2046 (preref. 2026)	3,565	4,409
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2040	1,000	1,269
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2050	1,500	1,876
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2055	1,500	1,862
Housing Fin. Agcy., Municipal Certs., Series 2019-A-2, 4.00% 2033	25,227	30,030
Housing Fin. Agcy., Municipal Certs., Series 2019-1, Class X, interest only, 0.29% 2035[2,3]	13,904	295
Housing Fin. Agcy., Municipal Certs., Series 2021-1, Class X, interest only, 0.796% 2035[2,3]	9,550	663
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	14,506	17,296
Housing Fin. Agcy., Municipal Certs., Series 2019-A-1, 4.25% 2035	972	1,205
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2039	300	374
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2044	350	432
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2020-B, 4.00% 2045	850	1,009
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2049	1,625	2,001
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2020-B, 4.00% 2050	860	1,019
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2020-B, 4.00% 2055	915	1,082
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2030	1,080	1,303
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2032	1,140	1,373
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2033	1,105	1,330
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.22% 2037 (put 2022)[2]	8,500	8,522
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2019, 1.75% 2055 (put 2026)	4,500	4,720
Infrastructure and Econ. Dev. Bank, Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[1]	1,380	1,654
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Segerstrom Center for the Arts), Series 2016-B, 5.00% 2023	1,050	1,142
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Segerstrom Center for the Arts), Series 2016-B, 5.00% 2026	2,000	2,389
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.50% 2039	2,110	3,527
Municipal Fin. Auth., Certs. of Part. (Palomar Health), Series 2021, 5.00% 2027[1]	5,305	6,361
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2036	500	580
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2046	2,745	3,143
Municipal Fin. Auth., Rev. Bonds (Biola University), Series 2013, 5.00% 2042	1,000	1,077
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 4.00% 2021[1]	345	348
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2036[1]	3,500	4,152
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.375% 2040[1]	2,335	2,718
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.50% 2045[1]	2,800	3,251
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2046[1]	750	877

American Funds Tax-Exempt Funds	291

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2027	$300	$374
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2028	150	192
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2029	225	286
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2030	225	283
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2031	425	533
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2032	225	281
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2033	450	561
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2034	150	186
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-A, 5.25% 2049	1,750	1,916
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-B, 5.875% 2049	490	529
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 3.00% 2022	965	980
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2023	1,195	1,263
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2025	1,295	1,452
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2033	1,170	1,390
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2035	500	591
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2040	2,750	3,198
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2050	8,465	9,659
Municipal Fin. Auth., Rev. Bonds (Community Health Centers of the Central Coast, Inc.), Series 2021-A, 5.00% 2046[1]	170	198
Municipal Fin. Auth., Rev. Bonds (Community Health Centers of the Central Coast, Inc.), Series 2021-A, 5.00% 2054[1]	170	196
Municipal Fin. Auth., Rev. Bonds (Community Medical Centers), Series 2017-A, 5.00% 2022	1,300	1,331
Municipal Fin. Auth., Rev. Bonds (Community Medical Centers), Series 2017-A, 5.00% 2027	715	887
Municipal Fin. Auth., Rev. Bonds (Inland Christian Home), Series 2020, 4.00% 2030	1,225	1,538
Municipal Fin. Auth., Rev. Bonds (Inland Christian Home), Series 2020, 4.00% 2039	1,225	1,481
Municipal Fin. Auth., Rev. Bonds (Inland Christian Home), Series 2020, 4.00% 2049	2,665	3,140
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2039[1]	915	1,019
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2057[1]	1,890	2,067
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2025	1,585	1,857
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2031	2,695	3,374
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2034	1,320	1,645
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2035	1,000	1,244
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2043	3,340	4,099
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 4.00% 2047	3,900	4,433
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2047	9,115	11,148
Municipal Fin. Auth., Rev. Bonds (Pomona College), Series 2017, 4.00% 2048	1,550	1,884
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2029	390	488
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2030	250	317
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2031	1,250	1,594
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2032	1,175	1,516
Municipal Fin. Auth., Rev. Bonds (Social Bonds - HealthRIGHT 360), Series 2019-A, 5.00% 2039[1]	1,250	1,409
Municipal Fin. Auth., Rev. Bonds (Social Bonds - HealthRIGHT 360), Series 2019-A, 5.00% 2049[1]	575	640
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2029	1,000	1,241
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2030	1,500	1,854
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2031	650	801
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2032	1,000	1,231
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2033	1,000	1,229
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2035	1,000	1,225
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2036	1,150	1,407
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2043	4,380	5,300
Municipal Fin. Auth., Rev. Bonds (University of San Diego), Series 2019-A, 5.00% 2049	1,600	1,999
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2023	600	649
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2024	600	676
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2041	2,500	2,797
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2030	750	914
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2033	500	604
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2034	440	531
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2039	615	736
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2033	1,450	1,776
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2033	650	796
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2034	2,675	3,273

292	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2034	$600	$734
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2035	2,000	2,444
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2035	625	764
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2036	1,000	1,221
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2036	600	733
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2037	1,250	1,524
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2037	600	732
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2042	1,250	1,516
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2042	1,000	1,213
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2047	4,010	4,836
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2047	1,000	1,206
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2032	1,500	1,776
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2039	1,000	1,172
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2031	1,175	1,357
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2032	500	576
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2033	1,250	1,439
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2034	775	891
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2035	1,185	1,360
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2036	2,120	2,429
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2037	2,850	3,262
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2039	2,750	3,136
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2044	300	339
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 5.00% 2044	6,500	7,791
Municipal Fin. Auth., Rev. Ref. Bonds (Inland Regional Center Project), Series 2015, 5.00% 2032	3,000	3,504
Municipal Fin. Auth., Rev. Ref. Bonds (Inland Regional Center Project), Series 2015, 5.00% 2037	4,000	4,642
Municipal Fin. Auth., Rev. Ref. Bonds (Inland Regional Center Project), Series 2015, 5.00% 2045	4,000	4,594
Municipal Fin. Auth., Rev. Ref. Bonds (Jurupa Unified School Dist. Wineville School Project), Series 2015-A,
BAM insured, 5.00% 2042	4,500	5,129
Municipal Fin. Auth., Rev. Ref. Bonds (University of San Diego), Series 2011-B, 5.00% 2031	1,750	1,764
Municipal Fin. Auth., Rev. Ref. Bonds (University of San Diego), Series 2012-A, 5.00% 2031	1,475	1,559
Municipal Fin. Auth., Rev. Ref. Bonds (University of San Diego), Series 2012-A, 5.00% 2032	1,025	1,083
Municipal Fin. Auth., Senior Living Rev. Bonds (Mt. San Antonio Gardens Project), Series 2019, 5.00% 2039	425	506
Municipal Fin. Auth., Senior Living Rev. Ref. Bonds (Pilgrim Place in Claremont), Series 2016-A, 5.00% 2031	500	622
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2009-A, 1.30% 2039 (put 2025)[1]	1,450	1,496
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2021)	3,025	3,059
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2019-A, AMT, 2.40% 2044 (put 2029)	1,150	1,273
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2036	535	608
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2041	655	736
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2046	1,095	1,225
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2051	1,505	1,678
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2030	600	767
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2038	1,000	1,265
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2040	4,610	5,813
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2043	6,525	8,182
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2041	280	341
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2046	1,095	1,323
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2051	2,565	2,783
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2054	2,570	2,777
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside I, LLC - UCR Student Housing Project), Series 2018, 5.00% 2043	2,000	2,420

American Funds Tax-Exempt Funds	293

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside I, LLC - UCR Student Housing Project), Series 2018, 5.00% 2052	$7,500	$9,001
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside II, LLC - UCR Student Housing Project), Series 2019, 5.00% 2049	2,510	3,084
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside II, LLC - UCR Student Housing Project), Series 2019, 5.00% 2052	3,500	4,292
Pollution Control Fncg. Auth., Rev. Bonds (San Jose Water Co. Project), Series 2016, AMT, 4.75% 2046	11,475	13,175
Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2015-B-2, AMT, 3.125% 2040 (put 2025)	2,000	2,231
Pollution Control Fncg. Auth., Water Furnishing Rev. Bonds (San Diego County Water Auth. Desalination Project Pipeline), Series 2019, 5.00% 2023[1]	1,085	1,184
Public Fin. Auth., Charter School Rev. Bonds (LaVerne Elementary Preparatory Academy Project), Series 2019-A, 5.00% 2039[1]	1,370	1,422
Public Fin. Auth., Charter School Rev. Bonds (LaVerne Elementary Preparatory Academy Project), Series 2019-A, 5.00% 2049[1]	1,900	1,965
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2021	450	452
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2023	1,080	1,184
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2025	225	266
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,375	1,715
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2029	1,000	1,296
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2023	200	220
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2037	2,000	2,386
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2047	4,025	4,760
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-B, 4.00% 2051 (put 2031)	690	847
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-3, 2.125% 2027[1]	810	822
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-2, 2.375% 2028[1]	750	763
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2036[1]	375	452
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2046[1]	395	464
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2051[1]	90	105
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2056[1]	355	414
Public Works Board, Lease Rev. Bonds (Dept. of Corrections, Various State Prisons), Series 2019-D, 5.00% 2028	1,630	2,127
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2029	3,000	3,840
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2020-E, 5.00% 2029	2,000	2,670
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2030	1,000	1,336
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2031	2,000	2,721
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2032	3,500	4,870
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2032	700	926
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2035	665	872
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 4.00% 2027[1]	750	832
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2032[1]	2,500	3,012
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2037[1]	1,485	1,775
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2013-A-1, 7.375% 2043 (preref. 2022)	3,390	3,656
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2044[1]	2,805	3,312
School Fin. Auth., Charter School Rev. Bonds (Downtown College Prep Obligated Group), Series 2016, 4.75% 2036[1]	1,365	1,504
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2029[1]	3,345	3,885
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2035[1]	500	570
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2041[1]	3,000	3,380
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2048[1]	2,795	3,131
School Fin. Auth., Charter School Rev. Bonds (Fenton Charter Public Schools Obligated Group), Series 2020-A, 5.00% 2040[1]	750	878
School Fin. Auth., Charter School Rev. Bonds (Fenton Charter Public Schools Obligated Group), Series 2020-A, 5.00% 2050[1]	750	868
School Fin. Auth., Charter School Rev. Bonds (Fenton Charter Public Schools Obligated Group), Series 2020-A, 5.00% 2058[1]	1,625	1,870
School Fin. Auth., Charter School Rev. Bonds (Larchmont Charter School Project), Series 2018-A, 5.00% 2055[1]	1,000	1,115
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2017-A, 5.00% 2034[1]	750	851

294	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2016-A, 5.00% 2036[1]	$1,000	$1,110
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2016-A, 5.00% 2046[1]	750	824
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2030[1]	315	370
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2047[1]	250	284
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2017-A, 5.00% 2030[1]	1,830	2,136
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2017-A, 5.00% 2037[1]	2,105	2,407
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[1]	7,035	8,090
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2043[1]	1,750	2,027
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2049[1]	1,900	2,191
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2054[1]	5,000	5,755
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2017-A, 5.00% 2037[1]	860	1,031
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2054[1]	2,150	2,638
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 5.00% 2037[1]	1,455	1,700
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 5.00% 2049[1]	5,400	6,198
Regents of the University of California, G.O. Rev. Bonds, Series 2020-BE, 4.00% 2047	2,500	3,006
Regents of the University of California, G.O. Rev. Bonds, Series 2018-AZ, 5.00% 2048	10,230	12,824
Regents of the University of California, G.O. Rev. Bonds, Series 2013-AK, 5.00% 2048 (put 2023)	3,490	3,797
Regents of the University of California, G.O. Rev. Bonds, Series 2020-BE, 4.00% 2050	5,000	5,985
Regents of the University of California, Limited Project Rev. Bonds, Series 2016-K, 5.00% 2034	750	905
Regents of the University of California, Limited Project Rev. Bonds, Series 2016-K, 5.00% 2035	3,750	4,522
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 5.00% 2046	1,685	2,233
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 4.00% 2051	3,750	4,533
Regents of the University of California, Limited Project Rev. Ref. Bonds, Series 2018-O, 5.00% 2048	1,900	2,375
Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2016-L, 4.00% 2038	1,000	1,137
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045	1,140	1,213
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2019-A, 4.00% 2049	5,875	6,505
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2020-A, 3.00% 2050	2,315	2,536
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2018-CR, 4.00% 2048	14,240	15,667
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	14,280	15,782
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	6,470	7,087
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2015-CM, AMT, 2.45% 2031	1,550	1,577
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2016-CN, 3.50% 2045	4,385	4,622
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2034	3,500	4,787
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2016-AW, 4.00% 2035	20,840	24,203
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2035	190	259
		890,673

City, county & other issuers 63.46%
City of Adelanto, Public Utility Auth., Rev. Ref. Bonds (Utility System Project), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2039	2,000	2,481
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	1,200	1,322
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	6,375	7,021
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2035	2,500	2,857
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2036	1,500	1,818
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2037	2,000	2,278
Alameda Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2004, Assured Guaranty Municipal insured, 0% 2024	3,500	3,448
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2042	1,000	1,119

American Funds Tax-Exempt Funds	295

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2046	$500	$558
City of Alhambra, Rev. Ref. Bonds (Atherton Baptist Homes Project), Series 2016, 5.00% 2029	225	269
Azusa Unified School Dist., G.O. Bonds, 2014 Election, Series 2019-C, 5.00% 2044	1,000	1,249
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, 5.00% 2032	455	560
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, 5.00% 2035	600	734
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, 5.00% 2036	655	799
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2044	2,810	3,505
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2049	1,930	2,394
Baldwin Park Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2031	6,420	7,417
Banning Unified School Dist., G.O. Rev. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2035	955	1,182
Banning Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2031	1,500	1,725
Banning Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2032	1,000	1,147
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-B, 5.00% 2023	80	83
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2011, 6.125% 2041	3,000	3,010
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-A, 5.00% 2047	4,000	4,118
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2021	1,000	1,013
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Sharp HealthCare), Series 2011-A, 6.00% 2030 (preref. 2021)	1,000	1,000
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Sharp HealthCare), Series 2014-A, 5.00% 2043	1,000	1,092
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Senior Living Rev. Bonds (Odd Fellows Home of California), Series 2012-A, 5.00% 2032	5,000	5,332
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-B-1, (SIFMA Municipal Swap Index + 1.10%) 1.12% 2045 (put 2024)[2]	5,675	5,765
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-S-7, 4.00% 2047	9,000	10,386
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-A, 2.00% 2056 (put 2028)	6,200	6,671
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2019-S-8, 5.00% 2056	17,000	21,604
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-F-1, 5.00% 2056 (preref. 2027)	3,510	4,404
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.92% 2045 (put 2023)[2]	1,400	1,410
Beaumont Unified School Dist., Community Facs. Dist. No. 2018-1 (Improvement Area No. 1), Special Tax Bonds, Series 2020, 4.00% 2045	1,000	1,136
Beaumont Unified School Dist., Community Facs. Dist. No. 2018-1 (Improvement Area No. 1), Special Tax Bonds, Series 2020, 4.00% 2050	1,250	1,416
City of Beaumont, Community Facs. Dist. No. 2016-1 (Fairway Canyon), Special Tax Bonds, Series 2019, 5.00% 2044	900	1,039
City of Beaumont, Community Facs. Dist. No. 2016-1 (Fairway Canyon), Special Tax Bonds, Series 2019, 5.00% 2049	400	461
City of Beaumont, Community Facs. Dist. No. 2016-2 (Sundance), Special Tax Rev. Bonds, Series 2019, 5.00% 2044	1,000	1,146
City of Beaumont, Community Facs. Dist. No. 2016-2 (Sundance), Special Tax Rev. Bonds, Series 2019, 5.00% 2049	1,000	1,142
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8C), Special Tax Bonds, Series 2018-A, 5.00% 2043	1,605	1,858
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8C), Special Tax Bonds, Series 2018-A, 5.00% 2048	5,715	6,593
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8D), Special Tax Bonds, Series 2018-A, 5.00% 2043	565	654

296	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8D), Special Tax Bonds, Series 2018-A, 5.00% 2048	$1,000	$1,154
City of Beaumont, Community Facs. Dist. No. 93-1 (Improvement Area No. 8E), Special Tax Bonds, Series 2019, 5.00% 2048	2,500	2,884
Brentwood Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2048	9,940	11,380
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-A, 5.00% 2027	600	750
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-A, 5.00% 2028	500	642
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 4.25% 2032	1,350	1,389
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 5.00% 2035	1,300	1,351
Casitas Municipal Water Dist., Community Facs. Dist. No. 2013-1, Special Tax Bonds, Series 2019, BAM insured, 4.00% 2047	1,745	2,014
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2024	300	329
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2025	300	338
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2026	275	316
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2027	300	351
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2028	250	296
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2029	250	300
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2030	275	333
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2014-B, Assured Guaranty Municipal insured, 5.00% 2030	1,050	1,179
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2031	375	455
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2031	300	363
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2032	525	637
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2034	1,000	1,209
Centinela Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-C, Assured Guaranty Municipal insured, 4.00% 2033	2,500	2,872
Cerritos Community College Dist., G.O. Bonds, 2004 Election, Series 2012-D, 5.00% 2038 (preref. 2022)	1,000	1,049
City of Cerritos, Public Fncg. Auth., Tax Allocation Rev. Bonds (Cerritos Redev. Projects), Series 2002-A, AMBAC insured, 5.00% 2021	500	502
Chabot-Las Positas Community College Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 4.00% 2042	1,500	1,766
Chaffey Community College Dist., G.O. Bonds, 2018 Election, Series 2019-A, 4.00% 2043	6,000	7,008
Chaffey Joint Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-D, 0% 2027	895	844
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2033	260	302
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2035	280	324
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2036	290	334
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2037	300	345
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2038	315	362
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2039	325	372
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2045	2,250	2,553
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2022	180	186
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2023	190	203
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2024	195	214
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2025	205	229
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2026	210	239
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2027	220	255
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2028	230	269
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2035	900	1,030

American Funds Tax-Exempt Funds	297

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2040	$955	$1,087
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2051	1,145	1,290
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2030	1,010	1,190
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2031	500	589
City of Chula Vista, Community Facs. Dist. No. 16-I (Millenia), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2041	380	432
City of Chula Vista, Community Facs. Dist. No. 16-I (Millenia), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2046	500	564
City of Chula Vista, Community Facs. Dist. No. 16-I (Millenia), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2051	1,020	1,148
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2021	970	974
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2022	1,455	1,528
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2029	890	1,081
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	920	1,112
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2034	1,180	1,417
City of Clovis, Wastewater Rev. Bonds, Series 2017, BAM insured, 5.00% 2036	1,155	1,426
City of Clovis, Wastewater Rev. Bonds, Series 2017, BAM insured, 5.00% 2037	1,150	1,417
City of Clovis, Wastewater Rev. Bonds, Series 2017, BAM insured, 5.00% 2038	515	633
Clovis Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006-B, National insured, 0% 2030	2,300	2,041
Coachella Valley Unified School Dist., G.O. Bonds, 2005 Election, Series 2016-E, Assured Guaranty Municipal insured, 4.00% 2045	6,555	7,488
Colton Joint Unified School Dist., G.O. Bonds, 2008 Election, Series 2016-D, BAM insured, 4.00% 2030	1,300	1,505
Colton Joint Unified School Dist., G.O. Bonds, 2008 Election, Series 2016-D, BAM insured, 4.00% 2031	1,200	1,386
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2032	1,065	1,292
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2033	1,080	1,309
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2034	1,355	1,639
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2035	1,515	1,829
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2037	1,875	2,256
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2038	2,075	2,492
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2035	1,000	714
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2038	1,250	800
City of Concord, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2023	925	993
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 5.00% 2034	800	911
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 4.00% 2040	350	399
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 4.00% 2045	700	792
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 4.00% 2050	1,450	1,633
Corona-Norco Unified School Dist., Community Facs. Dist. No. 05-1, Special Tax Bonds, Series 2016, 5.00% 2024	255	291
Corona-Norco Unified School Dist., Community Facs. Dist. No. 05-1, Special Tax Bonds, Series 2016, 5.00% 2025	530	627
Corona-Norco Unified School Dist., Community Facs. Dist. No. 05-1, Special Tax Bonds, Series 2016, 5.00% 2036	2,010	2,361
Corona-Norco Unified School Dist., G.O. Bonds, 2014 Election, Series 2019-C, 4.00% 2049	2,500	2,886
Cotati-Rohnert Park Unified School Dist., G.O. Bonds, 2014 Election, Series 2018-E, BAM insured, 4.00% 2043	2,000	2,313
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Pasadena Portfolio), Series 2021-A-2, 3.00% 2056	1,010	1,053
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (The Link - Glendale), Series 2021-A-2, 4.00% 2056[1]	3,500	3,806
CSCDA Community Improvement Auth., Essential Housing Rev. Bonds (Union South Bay), Series 2021-A-2, 4.00% 2056[1]	3,785	4,151
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2029	675	878
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2030	225	270
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2031	265	315
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2032	275	325
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2033	265	313
East Side Union High School Dist., G.O. Bonds, 2016 Election, Series 2021-C, 2.00% 2027	3,000	3,248

298	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
East Side Union High School Dist., G.O. Rev. Ref. Bonds, Series 2020, BAM insured, 5.00% 2023	$1,000	$1,099
Eastern Municipal Water Dist., Community Facs. Dist. No. 2013-64 (Atherton and Terracina), Special Tax Bonds, Series 2019, 5.00% 2045	850	976
Eastern Municipal Water Dist., Community Facs. Dist. No. 2013-64 (Atherton and Terracina), Special Tax Bonds, Series 2020, 4.00% 2050	1,550	1,760
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2027	85	97
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2028	85	98
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2029	90	105
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.125% 2037	110	108
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.125% 2038	120	117
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.25% 2039	125	123
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.25% 2040	100	98
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2051	525	601
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 4.00% 2038	2,000	2,471
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2024	1,485	1,562
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2025	2,560	2,692
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 4.00% 2032	2,500	2,812
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2032	1,000	1,184
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2033	1,000	1,183
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2033	945	1,112
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2034	1,000	1,182
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2035	1,150	1,349
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2035	1,000	1,182
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2041	4,680	5,470
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2043	2,890	3,353
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2046	8,065	9,363
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2048	2,500	2,887
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2020, 4.00% 2050	1,000	1,119
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 4.00% 2033	2,535	2,652
Elk Grove Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2048	1,000	1,140
Emery Unified School Dist., G.O. Bonds, 2010 Election, Series 2011-A, Assured Guaranty Municipal insured, 6.25% 2031 (preref. 2021)	4,400	4,400
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2023	1,500	1,648
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2026	2,000	2,271
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2020-A, 4.00% 2045	1,450	1,695
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2017-A, 5.00% 2046	2,000	2,459
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2032	1,315	1,062
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2036	2,430	1,671
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2037	1,575	1,041
Fairfield-Suisun Unified School Dist., G.O. Bonds, 2016 Election, Series 2018, 4.00% 2041	5,760	6,506
City of Folsom, Folsom Ranch Fncg. Auth., Community Facs. Dist. No. 21 (White Rock Springs Ranch), Special Tax Rev. Bonds, Series 2021, 4.00% 2046	465	520
City of Folsom, Folsom Ranch Fncg. Auth., Community Facs. Dist. No. 21 (White Rock Springs Ranch), Special Tax Rev. Bonds, Series 2021, 4.00% 2050	500	558
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 1, G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2004-B, National insured, 0% 2026	1,000	959
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2039	1,000	1,151

American Funds Tax-Exempt Funds	299

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2040	$8,715	$10,022
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 4, G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2006-A, National insured, 0% 2031	1,865	1,582
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2030	2,080	2,322
City of Fontana, Community Facs. Dist. No. 31 (Citrus Heights North), Special Tax Rev. Ref. Bonds, Series 2018, 5.00% 2034	1,255	1,461
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2029	130	150
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2035	100	113
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2045	700	784
City of Fontana, Community Facs. Dist. No. 87 (El Paseo), Special Tax Bonds, Series 2021, 4.00% 2041	500	576
City of Fontana, Community Facs. Dist. No. 90 (Summit at Rosena Phase 1), Special Tax Bonds, Series 2021, 4.00% 2041	525	609
City of Fontana, Community Facs. Dist. No. 90 (Summit at Rosena Phase 1), Special Tax Bonds, Series 2021, 4.00% 2046	450	518
City of Fontana, Community Facs. Dist. No. 90 (Summit at Rosena Phase 1), Special Tax Bonds, Series 2021, 4.00% 2051	525	602
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2013-B-2, 3.50% 2053	3,120	3,539
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2013-B-1, 3.95% 2053	3,500	3,972
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2035	2,000	1,543
City of Fremont, Community Facs. Dist. No. 1 (Pacific Commons), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	2,220	2,557
City of Fremont, Community Facs. Dist. No. 2 (Warm Springs Public Facs.), Special Tax Bonds, Series 2019, 5.00% 2044	1,000	1,149
City of Fremont, Community Facs. Dist. No. 2 (Warm Springs Public Facs.), Special Tax Bonds, Series 2019, 5.00% 2049	1,550	1,776
County of Fresno, Sanger Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-C, BAM insured, 3.00% 2048	2,465	2,676
County of Fresno, Sanger Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 3.00% 2051	3,325	3,604
County of Fresno, Sanger Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2055	1,650	1,991
Fresno Unified School Dist., G.O. Bonds, Series 2018-A, 5.00% 2039	1,830	2,190
Fresno Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, 4.00% 2034	3,000	3,458
City of Garden Grove, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Bonds, Series 2016, BAM insured, 5.00% 2029	1,500	1,791
Gilroy Unified School Dist., G.O. Bonds, 2016 Election, Series 2021, 4.00% 2042	400	468
City of Glendale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Central Glendale Redev. Project), Series 2016, BAM insured, 4.00% 2023	500	543
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 3.00% 2024	125	133
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 3.00% 2025	130	139
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2026	135	152
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2027	140	160
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2028	145	167
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2029	150	174
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2030	155	180
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2032	170	197
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2046	470	535
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2051	650	739
Golden Valley Unified School Dist. Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2056	1,000	1,133
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2031	150	180
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2032	160	191
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2044	1,125	1,323
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2049	1,430	1,675
Grossmont Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2008, 0% 2032	7,000	5,900

300	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Hartnell Community College Dist., G.O. Bonds, 2016 Election, Series 2017-A, 4.00% 2047	$4,555	$5,296
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Bonds, Series 2020-A, 5.00% 2061	1,500	1,805
Hayward Unified School Dist., G.O. Bonds, 2018 Election, Series 2020, Assured Guaranty Municipal insured, 4.00% 2050	1,000	1,182
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2044	8,000	10,054
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 4.00% 2048	2,000	2,335
Hayward Unified School Dist., G.O. Rev. Ref. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2040	1,000	1,263
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2024	195	214
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2027	240	275
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2029	275	321
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2031	310	360
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2034	375	432
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2036	225	259
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2024	225	256
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028	1,220	1,398
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2032	540	611
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2033	580	655
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2034	350	395
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2039	1,850	2,074
Humboldt Union High School Dist., G.O. Bonds, 2010 Election, Series 2011-A, 6.50% 2034 (preref. 2021)	1,145	1,145
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2016-B-2, 4.00% 2032	1,830	2,132
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2017, 4.00% 2036	6,915	7,993
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2017, 4.00% 2041	7,200	8,249
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2016-B-2, 5.00% 2041	1,425	1,711
Independent Cities Fin. Auth., Mobile Home Park Rev. Ref. Bonds (San Juan Mobile Estates), Series 2015, 5.00% 2030	2,000	2,254
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2036[1]	360	432
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2041[1]	390	462
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2046[1]	765	897
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2051[1]	1,075	1,258
City of Indian Wells, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Consolidated Whitewater Redev. Project Area), Series 2016-A, National insured, 4.00% 2030	1,250	1,435
City of Indian Wells, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Consolidated Whitewater Redev. Project Area), Series 2016-A, National insured, 4.00% 2031	1,250	1,432
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2031	435	535
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2033	1,250	1,533
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2034	500	612
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2035	415	507
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2038	1,000	1,215
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2029	230	278
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2030	500	602
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2033	500	596
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2034	685	816
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2036	800	948
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2038	650	768
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 1, Special Tax Bonds, Series 2014, 5.00% 2044	2,705	3,020
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 1, Special Tax Bonds, Series 2014, 5.00% 2049	1,000	1,114
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 4, Special Tax Bonds, Series 2016, 4.00% 2028	825	904

American Funds Tax-Exempt Funds	301

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 4, Special Tax Bonds, Series 2016, 4.00% 2031	$400	$435
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 4, Special Tax Bonds, Series 2016, 4.00% 2033	1,615	1,754
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2035	550	650
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2037	650	766
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2038	1,000	1,177
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2043	2,670	3,125
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2048	5,250	6,120
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2051	1,250	1,489
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2024	2,250	2,593
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2024	825	910
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2025	710	782
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2028	1,050	1,151
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2029	2,600	3,055
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2030	1,700	1,988
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2031	1,500	1,749
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2032	800	932
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2042	1,000	1,147
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2026	330	409
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2027	375	479
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2028	525	689
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2029	500	673
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2030	350	467
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2031	635	843
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2032	680	896
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2034	1,155	1,502
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 4.00% 2036	1,840	2,211
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 4.00% 2037	1,285	1,532
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2044	1,000	1,273
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, BAM insured, 4.00% 2046	1,350	1,648
Irvine Unified School Dist., Community Facs. Dist. No. 01-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	2,000	2,303
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2029	200	251
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2030	370	461
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2031	420	521
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2032	450	557
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2032	365	481
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2032	175	217
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2033	245	302
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2034	435	568
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2034	250	307
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2035	250	326

302	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2035	$250	$307
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2036	350	428
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2036	270	350
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2037	570	682
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2037	270	329
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2038	550	656
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2039	635	755
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2039	820	995
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2040	810	981
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-C, BAM insured, 5.00% 2042	1,000	1,211
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2042	1,000	1,209
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2044	2,400	2,851
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2045	1,500	1,803
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2049	3,000	3,545
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2050	11,195	13,408
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-C, BAM insured, 4.00% 2053	1,250	1,409
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2054	12,170	14,358
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2054	3,000	3,590
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 5.00% 2057	1,665	1,982
City of Jurupa, Community Facs. Dist. No. 33 (Eastvale Area), Improvement Area No. 2, Special Tax Bonds, Series 2014-A, 5.00% 2043	3,140	3,466
City of Jurupa, Community Facs. Dist. No. 52 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2050	500	566
City of Jurupa, Community Facs. Dist. No. 54 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2041	420	487
City of Jurupa, Community Facs. Dist. No. 54 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2046	450	517
City of Jurupa, Community Facs. Dist. No. 54 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2051	875	1,003
City of Jurupa, Community Facs. Dist. No. 55 (Eastvale Area), Special Tax Bonds, Series 2020-A, 4.00% 2045	500	570
City of Jurupa, Community Facs. Dist. No. 55 (Eastvale Area), Special Tax Bonds, Series 2020-A, 4.00% 2050	500	568
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2027	2,000	2,277
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2042	1,000	1,129
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2029	1,755	2,156
Jurupa Unified School Dist., Community Facs. Dist. No. 11, Special Tax Bonds, Series 2018-B, 5.00% 2043	1,165	1,342
Jurupa Unified School Dist., Community Facs. Dist. No. 11, Special Tax Bonds, Series 2018-B, 5.00% 2048	2,265	2,598
Jurupa Unified School Dist., Community Facs. Dist. No. 17, Special Tax Bonds, Series 2018-A, 5.00% 2048	1,815	2,092
County of Kern, RNR School Fncg. Auth., Community Facs. Dist. No. 92-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2037	1,500	1,805
County of Kern, RNR School Fncg. Auth., Community Facs. Dist. No. 92-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2041	3,000	3,587
La Mesa-Spring Valley School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2046	965	1,108
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2013-A, 5.00% 2028 (preref. 2023)	2,130	2,347
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2029 (preref. 2024)	1,000	1,149

American Funds Tax-Exempt Funds	303

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2032 (preref. 2024)	$1,515	$1,740
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2034 (preref. 2024)	2,150	2,469
City of La Verne, Rev. Certs. of Part. (Brethren Hillcrest Homes), Series 2014, 5.00% 2036 (preref. 2022)	1,350	1,415
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2021, 4.00% 2042	150	171
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2021, 4.00% 2046	200	227
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2021, 4.00% 2051	500	566
City of Lake Elsinore, Community Facs. Dist. No. 2019-1 (Westlake), Special Tax Bonds, Series 2021, 4.00% 2041	350	399
City of Lake Elsinore, Community Facs. Dist. No. 2019-1 (Westlake), Special Tax Bonds, Series 2021, 4.00% 2046	450	509
City of Lake Elsinore, Community Facs. Dist. No. 2019-1 (Westlake), Special Tax Bonds, Series 2021, 4.00% 2051	700	791
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2024	415	473
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2025	1,170	1,381
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2029	4,570	5,304
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2035	4,585	5,225
City of Lake Elsinore, School Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, 5.00% 2025	260	310
City of Lake Elsinore, School Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, 5.00% 2030	500	618
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2035	100	128
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2036	170	217
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2037	180	229
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2038	150	190
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2039	120	152
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02 (Improvement Area No. B), Special Tax Bonds, Series 2019, BAM insured, 5.00% 2047	2,250	2,801
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2040	80	91
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2045	175	198
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2049	425	480
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.25% 2027	2,000	2,200
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2021	1,220	1,234
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2024	1,115	1,128
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2025	1,000	1,011
City of Long Beach, Harbor Rev. Bonds, Series 2017-A, AMT, 5.00% 2031	1,210	1,483
City of Long Beach, Harbor Rev. Bonds, Series 2017-A, AMT, 5.00% 2032	1,750	2,141
City of Long Beach, Harbor Rev. Bonds, Series 2017-A, AMT, 5.00% 2033	1,350	1,648
City of Long Beach, Harbor Rev. Bonds, Series 2017-B, AMT, 5.00% 2043	500	601
City of Long Beach, Harbor Rev. Ref. Bonds, Series 2020-B, AMT, 4.00% 2022	7,825	8,062
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2034	1,125	1,263
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2045	1,225	1,356
Long Beach Community College Dist., G.O. Bonds, 2016 Election, Series 2019-C, 4.00% 2045	1,000	1,169
Long Beach Community College Dist., G.O. Bonds, 2016 Election, Series 2019-C, 4.00% 2049	1,000	1,165
Long Beach Unified School Dist., G.O. Bonds, 2008 Election, Series 2017-E, 5.00% 2040	3,655	4,364
Long Beach Unified School Dist., G.O. Rev. Ref. Bonds, 2016 Election, Series 2016, 4.00% 2031	3,720	4,353
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2026	985	1,122
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2027	1,970	2,242
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2028	1,675	1,905
City of Los Angeles, Community Redev. Agcy., Lease Rev. Bonds (Vermont Manchester Social Services Project), Series 2005, AMBAC insured, 5.00% 2024	3,250	3,262
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2027	2,085	2,592

304	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2015-A, AMT, 5.00% 2027	$1,250	$1,460
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2020-C, AMT, 5.00% 2029	2,765	3,612
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2015-A, AMT, 5.00% 2029	1,560	1,815
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2029	1,450	1,747
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2019-A, AMT, 5.00% 2031	2,345	3,032
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2031	2,395	2,883
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-B, AMT, 5.00% 2032	3,825	4,839
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-C, AMT, 5.00% 2032	3,450	4,316
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2032	1,000	1,232
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2033	5,880	7,563
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-A, AMT, 5.00% 2033	1,255	1,583
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2033	1,000	1,231
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2033	500	600
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-A, AMT, 4.00% 2034	1,000	1,134
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2034	1,250	1,535
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2035	1,000	1,228
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-A, AMT, 5.00% 2035	1,000	1,200
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-A, AMT, 5.00% 2036	1,345	1,694
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-A, AMT, 5.00% 2037	1,450	1,827
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2037	1,260	1,545
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-A, AMT, 5.00% 2042	1,000	1,190
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2043	3,000	3,768
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Ref. Bonds, Series 2021-B, 5.00% 2025	1,000	1,179
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022	10,950	11,246
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2020-B, 5.00% 2045	2,025	2,646
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2019-A, 5.00% 2049	5,000	6,354
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2020-B, 5.00% 2050	2,250	2,931
City of Los Angeles, Harbor Dept., Rev. Bonds, Series 2014-B, AMT, 5.00% 2032	3,000	3,382
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2011-A, AMT, 5.00% 2021	1,460	1,460
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2023	1,800	1,965
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	1,700	1,700
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2036	2,790	3,530
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2037	2,810	3,544
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2038	3,000	3,768

American Funds Tax-Exempt Funds	305

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2039	$5,000	$6,263
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 4.00% 2036	1,500	1,864
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 4.00% 2037	1,500	1,859
County of Los Angeles, Redev. Ref. Auth., Tax Allocation Rev. Ref. Bonds (Bunker Hill Project), Series 2014-C, Assured Guaranty Municipal insured, 5.00% 2027	1,000	1,147
County of Los Angeles, Sanitation Dist. Fncg. Auth., Capital Projects Rev. Bonds (Dist. No. 14), Series 2015-A, 5.00% 2032	2,000	2,368
County of Los Angeles, Wiseburn School Dist., G.O. Bonds, 2010 Election, Series 2011-B, Assured Guaranty Municipal insured, 5.625% 2041 (preref. 2021)	10,000	10,000
Los Angeles Community College Dist., G.O. Rev. Ref. Bonds, Series 2015-A, 5.00% 2031 (preref. 2024)	4,840	5,549
Los Angeles County Facs., Inc., Lease Rev. Bonds (Vermont Corridor County Administration Building), Series 2018-A, 5.00% 2043	1,000	1,259
Los Angeles County Facs., Inc., Lease Rev. Bonds (Vermont Corridor County Administration Building), Series 2018-A, 5.00% 2051	1,500	1,873
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 4.00% 2040	6,935	8,415
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 4.00% 2044	1,000	1,201
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-C, 3.00% 2045	8,000	8,727
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2005 Election, Series 2018-M-1, 5.25% 2042	3,115	3,912
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	1,755	2,150
Los Rios Community College Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2012, 5.00% 2028	3,000	3,142
Lynwood Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, BAM Insured, 4.00% 2049	6,260	7,218
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2024	180	199
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2025	190	215
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2026	170	196
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2027	205	239
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2039	600	686
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2045	1,000	1,131
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 3, Special Tax Bonds, Series 2018, 4.00% 2032	430	484
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 3, Special Tax Bonds, Series 2018, 4.00% 2033	470	528
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 3, Special Tax Bonds, Series 2018, 4.00% 2034	515	578
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2036	445	519
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2041	660	763
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2046	875	1,004
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2050	1,025	1,173
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2036	250	288
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2041	1,000	1,142
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2046	1,590	1,803
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2050	1,050	1,188
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2034	1,000	1,167
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2038	1,100	1,275
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2030	2,065	2,446
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2031	560	662
Montebello Unified School Dist., G.O. Rev. Bonds, Series 2016-A, 5.00% 2034	1,095	1,326
Montebello Unified School Dist., G.O. Rev. Bonds, Series 2016-A, 5.00% 2035	1,465	1,775

306	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Montebello Unified School Dist., G.O. Rev. Bonds, Series 2016-A, 5.00% 2036	$1,290	$1,561
Montebello Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2033	2,505	2,891
Monterey Peninsula Community College Dist., G.O. Rev. Ref. Bonds, Series 2016, 4.00% 2033	3,165	3,619
Monterey Peninsula Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2016, 0% 2028	1,500	1,339
Moorpark Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2011-B, Assured Guaranty Municipal insured, 0% 2036	2,000	1,397
Moreno Valley Unified School Dist., Community Facs. Dist. No. 2016-1, Special Tax Bonds, Series 2020, 4.00% 2045	1,355	1,540
Moreno Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Special Tax Bonds, Series 2019, 5.00% 2044	820	963
Moreno Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Special Tax Bonds, Series 2019, 5.00% 2050	1,500	1,757
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2028	1,090	1,300
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2030	1,280	1,510
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2032	1,480	1,733
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2034	1,720	2,006
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2035	925	1,077
City of Morgan Hill, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2013-A, 5.00% 2031	3,000	3,308
Mt. San Jacinto Community College, G.O. Bonds, 2014 Election, Series 2021-C, 3.00% 2034	865	971
Mountain View School Dist., G.O. Bonds, 2016 Election, Series 2020-C, Assured Guaranty Municipal insured, 4.00% 2049	2,800	3,274
Mountain View Shoreline Regional Park Community, Rev. Bonds, Series 2011-A, 5.625% 2035	1,300	1,305
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	1,000	1,047
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2024	1,000	1,051
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2031	3,000	3,133
Murrieta Valley Unified School Dist., Community Facs. Dist. No. 2014-4, Special Tax Bonds, Series 2020, BAM insured, 4.00% 2045	1,175	1,379
Murrieta Valley Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2030	1,250	1,523
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2026	400	485
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2027	300	361
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2028	3,320	3,972
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2029	3,520	4,190
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2030	1,750	2,071
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2033	2,790	3,363
Natomas Unified School Dist., G.O. Bonds, Series 2017, BAM insured, 5.00% 2032	1,000	1,210
New Haven Unified School Dist., G.O. Bonds, 2014 Election, Series 2020-C, 4.00% 2044	1,250	1,453
New Haven Unified School Dist., G.O. Bonds, 2014 Election, Series 2017-B, 4.00% 2047	4,000	4,564
City of Norco, Community Facs. Dist. No. 2001-1 (Norco Ridge Ranch), Special Tax Rev. Ref. Bonds, Series 2017, BAM insured, 5.00% 2033	1,000	1,244
North Orange County Community College Dist., G.O. Bonds, 2014 Election, Series 2019-B, 4.00% 2044	8,575	10,137
Northern California Energy Auth., Commodity Supply Rev. Bonds, Series 2018, 4.00% 2049 (put 2024)	2,900	3,200
Northern California Gas Auth. No. 1, Gas Project Rev. Bonds, Series 2007-B, (3-month USD-LIBOR + 0.67%) 0.855% 2027[2]	4,690	4,719
Northern California Power Agcy., Hydroelectric Project No. 1, Rev. Ref. Bonds, Series 2012-A, 5.00% 2029	1,570	1,639
Northern California Power Agcy., Hydroelectric Project No. 1, Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	1,000	1,044
Oak Park Unified School Dist., G.O. Bonds, 2016 Election, Series 2018-B, 5.00% 2047	1,095	1,358
Oakland Unified School Dist., G.O. Bonds, 2006 Election, Series 2016-A, 5.00% 2026	6,250	7,623
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2027	1,340	1,687
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2013, 6.25% 2028 (preref. 2021)	2,000	2,000
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2015-A, 5.00% 2030	1,300	1,533
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2013, 6.25% 2030 (preref. 2021)	2,000	2,000
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2015-A, 5.00% 2031	1,500	1,769
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2033	4,365	5,110
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2013, 6.625% 2038 (preref. 2021)	1,200	1,200
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 3.00% 2040	3,000	3,225
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2015-A, 5.00% 2040	5,550	6,501

American Funds Tax-Exempt Funds	307

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	$3,000	$3,144
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2024	2,225	2,539
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2027	2,000	2,438
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,200	1,461
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,145	2,605
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2035	1,000	1,167
Oakland Unified School Dist., G.O. Rev. Ref. Bonds (Measure J), Series 2017-C, 5.00% 2031	2,015	2,519
Oakland Unified School Dist., G.O. Rev. Ref. Bonds (Measure J), Series 2017-C, 5.00% 2035	3,245	4,035
Oakland Unified School Dist., G.O. Rev. Ref. Bonds (Measure J), Series 2017-C, 5.00% 2036	2,000	2,483
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2022	1,645	1,745
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2023	4,825	5,344
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2024	2,570	2,954
Port of Oakland, Rev. Ref. Bonds, Series 2012-P, AMT, 5.00% 2026 (preref. 2022)	2,100	2,176
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2028	2,770	3,509
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2028	500	623
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	3,050	3,984
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2029	250	310
Ohlone Community College Dist., G.O. Bonds, 2010 Election, Series 2016-C, 4.00% 2033	1,000	1,166
Ohlone Community College Dist., G.O. Bonds, 2010 Election, Series 2016-C, 4.00% 2034	1,000	1,164
Ohlone Community College Dist., G.O. Bonds, 2010 Election, Series 2016-C, 4.00% 2035	1,000	1,163
City of Ontario, Community Facs. Dist. No. 38 (Park and Turner NE Facs.), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2044	1,000	1,149
City of Ontario, Community Facs. Dist. No. 38 (Park and Turner NE Facs.), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2049	2,000	2,291
City of Ontario, Community Facs. Dist. No. 40 (Emerald Park Facs.), Special Tax Bonds, Series 2020, 4.00% 2039	275	317
City of Ontario, Community Facs. Dist. No. 40 (Emerald Park Facs.), Special Tax Bonds, Series 2020, 4.00% 2050	785	899
City of Ontario, Community Facs. Dist. No. 43 (Park Place Facs. Phase IV), Special Tax Bonds, Series 2020, 4.00% 2050	3,250	3,691
City of Ontario, Community Facs. Dist. No. 46 (Avenue 176 Facs.), Special Tax Bonds, Series 2021, 4.00% 2045	300	341
City of Ontario, Community Facs. Dist. No. 46 (Avenue 176 Facs.), Special Tax Bonds, Series 2021, 4.00% 2051	500	567
Ontario International Airport Auth., Airport Rev. Bonds, Series 2021-A, 5.00% 2046	1,885	2,479
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2024	1,085	1,144
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2025	1,720	1,814
County of Orange, Community Facs. Dist. No. 2004-1 (Ladera Ranch), Special Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2034	2,100	2,149
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	980	1,135
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	1,365	1,562
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.25% 2045	660	754
County of Orange, Community Facs. Dist. No. 2016-1 (Esencia Village), Special Tax Bonds, Series 2016-A, 5.00% 2036	2,000	2,341
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 1, Special Tax Bonds, Series 2018-A, 5.00% 2042	5,000	6,054
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 2, Special Tax Bonds, Series 2020-A, 4.00% 2045	2,200	2,533
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 2, Special Tax Bonds, Series 2020-A, 4.00% 2050	1,000	1,149
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2032	2,160	2,988
Oxnard Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2036	2,000	2,495
Oxnard Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2045	5,160	6,379
City of Palm Desert, Community Facs. Dist. No. 2005-1 (University Park), Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2030	195	227
City of Palm Desert, Community Facs. Dist. No. 2005-1 (University Park), Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2033	220	254
City of Palm Desert, Community Facs. Dist. No. 2005-1 (University Park), Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2036	235	270

308	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 3.00% 2031	$420	$434
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 4.00% 2041	230	251
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Improvement Bonds, Series 2007, 5.05% 2027	2,740	2,751
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Improvement Bonds, Series 2007, 5.10% 2037	1,820	1,827
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Rev. Ref. Improvement Bonds, Series 2021, 4.00% 2026	670	752
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Rev. Ref. Improvement Bonds, Series 2021, 4.00% 2031	800	921
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Rev. Ref. Improvement Bonds, Series 2021, 4.00% 2037	1,200	1,364
City of Palmdale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016-B, National insured, 5.00% 2031	1,000	1,203
City of Palmdale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016-B, National insured, 5.00% 2032	1,000	1,201
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2041	2,975	3,619
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2032	255	208
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2037	1,600	1,138
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2038	1,505	1,039
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 1999, Assured Guaranty Municipal insured, 0% 2038	1,190	821
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2039	840	562
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 1999, Assured Guaranty Municipal insured, 0% 2039	240	161
Palo Alto Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2008-2, 0% 2031	2,000	1,792
Palomar Community College Dist., Rev. Ref. Bonds, Series 2015, 5.00% 2032	3,000	3,538
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2024	2,275	2,559
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-B, 4.00% 2030	1,000	1,128
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-B, 4.00% 2031	1,000	1,128
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	970	1,145
Palomar Health, Rev. Ref. Bonds, Series 2016, 5.00% 2025	1,000	1,181
Palomar Health, Rev. Ref. Bonds, Series 2016, 5.00% 2039	1,320	1,557
Palomar Health, Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2047	2,000	2,500
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2028	3,000	2,755
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2029	6,550	5,879
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2031	3,000	2,571
Pasadena Unified School Dist., G.O. Bonds, 2008 Election, Series 2016, 4.00% 2036	2,250	2,560
Paso Robles Joint Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, BAM insured, 4.00% 2028	915	1,057
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2049	9,035	10,676
City of Perris, Joint Powers Auth., Local Agcy. Rev. Bonds (CFD No. 2006-2 - Monument Park Estates), Series 2015-B, 5.00% 2045	5,295	5,992
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2024	990	1,129
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2025	940	1,111
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2029	1,265	1,554
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2033	1,480	1,782

American Funds Tax-Exempt Funds	309

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2035	$1,000	$1,198
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2037	1,325	1,581
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2031	1,325	1,498
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2032	2,675	3,019
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2033	2,885	3,252
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2034	1,490	1,677
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2035	3,175	3,570
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2041	3,725	4,172
City of Poway, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Paguay Redev. Project), Series 2015-A, 5.00% 2030	1,590	2,149
City of Poway, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Paguay Redev. Project), Series 2015-A, 5.00% 2031	500	689
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2012, BAM insured, 5.00% 2033 (preref. 2022)	975	1,026
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2012, BAM insured, 5.00% 2036 (preref. 2022)	505	531
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013, 5.00% 2030	975	1,072
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,840	2,240
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	1,345	1,564
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2030	990	1,171
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2032	1,600	1,851
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2033	1,215	1,434
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	995	1,147
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	995	1,145
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	1,490	1,710
Poway Unified School Dist., School Facs. Improvement Dist. No. 2007-1, G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2011-B, 0% 2035	3,500	2,747
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2037	500	554
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2025	1,500	1,709
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,137
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2029	4,065	4,597
City of Rancho Mirage, Community Facs. Dist. No. 4B (Del Webb Project), Special Tax Bonds, Series 2021, 4.00% 2051	550	616
City of Redding, Electric System Rev. Ref. Bonds, Series 2017, 5.00% 2027	1,250	1,568
City of Redding, Electric System Rev. Ref. Bonds, Series 2017, 5.00% 2029	1,250	1,558
City of Redding, Redev. Agcy., Tax Allocation Bonds (SHASTEC Redev. Project), Series 2006, 5.00% 2029	655	657
City of Redding, Redev. Agcy., Tax Allocation Bonds (SHASTEC Redev. Project), Series 2006, 5.00% 2036	1,585	1,640
City of Redding, Wastewater System Rev. Ref. Bonds, Series 2020, 5.00% 2032	620	824
City of Redding, Wastewater System Rev. Ref. Bonds, Series 2020, 5.00% 2033	465	615
City of Richmond, Wastewater Rev. Ref. Bonds, Series 2019-B, 5.00% 2032	1,360	1,783
City of Richmond, Wastewater Rev. Ref. Bonds, Series 2019-B, 5.00% 2034	1,505	1,953
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2013, 5.50% 2039	2,455	2,727
Rio Hondo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-C, 0% 2028	1,000	925
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2043	3,035	3,484
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2048	6,000	6,860
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2019-1 (Public Improvements), Special Tax Bonds, Series 2019, 5.00% 2040	4,685	5,411
City of Riverside, Sewer Rev. Bonds, Series 2015-A, 5.00% 2031	2,500	2,939
City of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, 5.00% 2022	1,605	1,686

310	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Bonds (Project Area No. 1, Desert Communities and Interstate 215 Corridor Projects), Series 2016-A, BAM insured, 5.00% 2026	$2,500	$2,958
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2028	2,000	2,357
County of Riverside, Transportation Commission, Toll Rev. Bonds, Series 2013-A, 5.75% 2044	1,750	1,898
County of Riverside, Transportation Commission, Toll Rev. Bonds, Series 2013-A, 5.75% 2048	2,100	2,277
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2032	1,100	1,275
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2033	2,315	2,681
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2034	1,500	1,736
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2035	890	1,029
Riverside Unified School Dist., Special Tax Bonds, Series 2021, 4.00% 2045	375	421
Riverside Unified School Dist., Special Tax Bonds, Series 2021, 4.00% 2050	600	673
Robla School Dist., G.O. Bonds, 2018 Election, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2044	1,720	2,137
Romoland School Dist., Community Facs. Dist. No. 2004-1 (Heritage Lake), Improvement Area No. 4, Special Tax Bonds, Series 2020-A, 4.00% 2038	550	628
Romoland School Dist., Community Facs. Dist. No. 2004-1 (Heritage Lake), Improvement Area No. 4, Special Tax Bonds, Series 2020-A, 4.00% 2045	750	851
Romoland School Dist., Community Facs. Dist. No. 2004-1 (Heritage Lake), Improvement Area No. 4, Special Tax Bonds, Series 2020-A, 4.00% 2050	4,725	5,352
Romoland School Dist., Community Facs. Dist. No. 2006-1 (Brendle Mills), Special Tax Bonds, Series 2017, 5.00% 2039	990	1,185
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2027	250	312
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2028	360	445
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2030	760	927
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2031	830	1,008
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2032	900	1,091
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2033	975	1,179
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2034	855	1,032
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2035	1,140	1,374
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2037	1,000	1,200
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2041	1,255	1,497
City of Roseville, Community Facs. Dist. No. 1 (Fiddyment Ranch), Special Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2031	1,000	1,213
City of Roseville, Community Facs. Dist. No. 1 (Fiddyment Ranch), Special Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2032	1,635	1,977
City of Roseville, Community Facs. Dist. No. 1 (The Fountains), Special Tax Rev. Ref. Bonds, Series 2016, 5.00% 2038	1,650	1,909
City of Roseville, Community Facs. Dist. No. 1 (Villages At Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2037	220	255
City of Roseville, Community Facs. Dist. No. 1 (Villages At Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2041	305	352
City of Roseville, Community Facs. Dist. No. 1 (Villages At Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2046	520	594
City of Roseville, Community Facs. Dist. No. 1 (Villages At Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2051	710	810
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2023	1,000	1,097
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2024	1,005	1,146
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	500	588
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2027	230	269
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028	1,000	1,166
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	500	577
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2032	2,000	2,298
City of Roseville, Community Facs. Dist. No. 5 (Fiddyment Ranch), Special Tax Bonds, Series 2021, 4.00% 2041	750	868
City of Roseville, Community Facs. Dist. No. 5 (Fiddyment Ranch), Special Tax Bonds, Series 2021, 4.00% 2050	2,000	2,295
City of Roseville, Natural Gas Fncg. Auth., Gas Rev. Bonds, Series 2007, 5.00% 2022	4,920	5,047
City of Roseville, Natural Gas Fncg. Auth., Gas Rev. Bonds, Series 2007, 5.00% 2024	3,300	3,689
City of Sacramento, Community Facs. Dist. No. 2006-02 (Natomas Central), Special Tax Bonds, Series 2016, 5.00% 2041	235	273
City of Sacramento, Community Facs. Dist. No. 2006-02 (Natomas Central), Special Tax Bonds, Series 2016, 5.00% 2046	1,750	2,022

American Funds Tax-Exempt Funds	311

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Sacramento, Community Facs. Dist. No. 2015-04 (Improvements), Special Tax Bonds, Series 2020, BAM insured, 4.00% 2040	$1,100	$1,276
City of Sacramento, Community Facs. Dist. No. 2015-04 (Improvements), Special Tax Bonds, Series 2020, BAM insured, 4.00% 2046	2,850	3,265
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.25% 2025	2,565	2,828
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.00% 2030	1,250	1,360
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 2013-A, 5.00% 2041	4,500	4,912
City of Sacramento, Regional Transit Dist., Farebox Rev. Bonds, Series 2012, 5.00% 2036	460	461
City of Sacramento, Regional Transit Dist., Farebox Rev. Bonds, Series 2012, 5.00% 2042	1,875	1,878
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2028	4,545	5,804
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2033	3,000	3,740
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2034	3,000	3,730
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2035	4,000	4,967
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	1,000	1,198
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2020, 4.00% 2037	2,400	2,941
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2041	400	481
County of Sacramento, Community Facs. Dist. No. 2004-1 (McClellan Park), Special Tax Bonds, Series 2017, 5.00% 2040	1,960	2,330
County of Sacramento, Community Facs. Dist. No. 2005-2 (North Vineyard Station No. 1), Special Tax Bonds, Series 2016, 5.00% 2040	1,090	1,270
County of Sacramento, Community Facs. Dist. No. 2014-2 (North Vineyard Station No. 2), Special Tax Bonds, Series 2021, 4.00% 2036	530	616
County of Sacramento, Community Facs. Dist. No. 2014-2 (North Vineyard Station No. 2), Special Tax Bonds, Series 2021, 4.00% 2041	650	754
County of Sacramento, Sanitation Dist. Fin. Auth., Rev. Ref. Bonds, Series 2021, 5.00% 2032	1,000	1,434
Sacramento Area Flood Control Agcy., Consolidated Capital Assessment Dist. No. 2, Rev. Bonds, Series 2016-A, 5.00% 2041	1,000	1,198
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2017-E, 5.00% 2028	1,250	1,554
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2044	1,315	1,569
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2049	2,190	2,596
Sacramento Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2007, Assured Guaranty Municipal insured, 0% 2028	4,575	4,188
County of San Bernardino and Cities of Colton, Loma Linda and San Bernardino, Successor Agcy. to the Inland Valley Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, 5.00% 2044	3,750	4,134
County of San Bernardino, Community Facs. Dist. No. 2006-1 (Lytle Creek North), Improvement Area No. 1, Special Tax Bonds, Series 2015, 5.00% 2040	1,000	1,136
County of San Bernardino, Community Facs. Dist. No. 2006-1 (Lytle Creek North), Improvement Area No. 6, Special Tax Bonds, Series 2018, 5.00% 2043	1,860	2,152
County of San Bernardino, Community Facs. Dist. No. 2006-1 (Lytle Creek North), Improvement Area No. 6, Special Tax Bonds, Series 2018, 5.00% 2048	1,775	2,049
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-D, Assured Guaranty Municipal insured, 4.00% 2042	2,175	2,523
City of San Buenaventura, Rev. Bonds (Community Memorial Health System), Series 2011, 7.50% 2041 (preref. 2021)	10,825	11,085
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2030	245	283
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2031	480	551
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2032	485	556
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2011-A, 5.00% 2028	865	868
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2011-A, 5.00% 2029	1,400	1,405
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2037	970	1,134
City of San Diego, Public Facs. Fncg. Auth., Water Rev. Bonds, Series 2020-A, 4.00% 2045	1,000	1,212

312	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
County of San Diego, Association of Governments Capital Grant Receipts, Rev. Green Bonds (Mid-Coast Corridor Transit Project), Series 2019-A, 5.00% 2024	$3,750	$4,164
County of San Diego, Association of Governments Capital Grant Receipts, Rev. Green Bonds (Mid-Coast Corridor Transit Project), Series 2019-A, 5.00% 2025	2,000	2,311
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2032	125	143
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2032	100	114
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2033	100	114
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2034	265	302
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2034	100	114
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2035	125	142
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2036	635	720
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2036	170	193
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2037	175	198
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2038	855	966
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2039	410	462
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2040	475	534
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2040	100	112
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2045	1,000	1,116
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2045	550	614
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2050	1,100	1,223
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2050	1,000	1,112
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 4.00% 2037	1,000	1,186
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2044	8,965	11,269
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2049	2,000	2,501
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2026	760	921
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2027	750	933
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2029	1,980	2,449
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2029	1,595	2,068
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2030	1,785	2,301
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2033	2,280	2,920
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2035	2,495	3,051
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-A, 5.00% 2035	1,000	1,229
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2036	750	915
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2037	750	913
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2042	1,500	1,822
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2013-B, AMT, 5.00% 2043	2,000	2,165
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2047	1,000	1,213
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2049	3,375	4,200
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2035	1,000	1,317
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Green Bonds, Series 2020-A, 4.00% 2048	3,000	3,588
County of San Diego, Water Auth. Rev. Ref. Bonds, Series 2013-A, 3.375% 2032 (preref. 2022)	1,575	1,640
San Diego Unified School Dist., G.O. Bonds, 2012 Election, Series 2013-C, 5.00% 2035	2,000	2,181

American Funds Tax-Exempt Funds	313

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2016-SR-1, 4.00% 2031	$4,000	$4,639
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2016-SR-1, 4.00% 2032	1,000	1,158
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2012 Election, Series 2017-I, 4.00% 2047	2,000	2,321
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-H-2, AMT, 5.00% 2026	5,545	6,705
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2016-B-2, AMT, 5.00% 2046	4,000	4,748
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-A-2, AMT, 5.00% 2049	4,000	4,972
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-E-2, AMT, 4.00% 2050	2,000	2,311
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-F-2, 5.00% 2050	1,990	2,510
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-E-2, AMT, 5.00% 2050	2,000	2,482
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2027	1,000	1,242
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2012-A-2, AMT, 5.00% 2028	1,000	1,035
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2016-A-2, 5.00% 2029	1,375	1,658
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2012-A-2, AMT, 5.00% 2030	1,000	1,034
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2021-A-2, AMT, 5.00% 2036	5,750	7,596
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2020-A-2, AMT, 5.00% 2037	4,000	5,165
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-A-2, AMT, 5.00% 2042	2,000	2,435
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2019-A-2, AMT, 5.00% 2044	3,000	3,748
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-A-2, AMT, 5.00% 2047	3,000	3,642
City and County of San Francisco, Airport Commission, San Francisco International Airport, Special Facs. Lease Rev. Bonds (SFO Fuel Company LLC), Series 2019-A, AMT, 5.00% 2038	1,500	1,873
City and County of San Francisco, Certs. of Part. (Moscone Convention Center Expansion Project), Series 2017-B, 4.00% 2038	2,000	2,250
City and County of San Francisco, G.O. Bonds (Earthquake Safety and Emergency Response), Series 2021-E-1, 4.00% 2043	3,445	4,149
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2041	1,000	1,141
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2046	745	845
City and County of San Francisco, Improvement Area No. 1, Community Facs. Dist. No. 2016-1 (Treasure Island), Special Tax Bonds, Series 2021, 4.00% 2051	1,035	1,171
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2011-A, 5.00% 2029 (preref. 2021)	2,000	2,024
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-D, 3.00% 2050	1,615	1,758
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-A, 4.00% 2050	2,000	2,415
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-C, 4.00% 2050	1,000	1,208
City and County of San Francisco, Public Utilities Commission, Wastewater Rev. Green Bonds, Series 2016-A, 4.00% 2037	6,575	7,436
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds Series 2021-A, 4.00% 2026[1]	130	147

314	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2041[1]	$585	$678
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2046[1]	950	1,097
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2051[1]	545	628
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2024	1,510	1,582
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2028	1,400	1,461
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 4.00% 2021	190	190
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 4.00% 2022	200	205
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 4.00% 2023	105	110
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2025	230	254
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2028	375	410
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2029	620	677
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2030	480	523
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2039	4,135	4,479
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2044	3,665	3,959
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Mission Bay South Redev. Project), Series 2016-B, 5.00% 2031	425	514
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Mission Bay South Redev. Project), Series 2014-A, 5.00% 2043	2,100	2,365
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Mission Bay South Redev. Project), Series 2016-C, 5.00% 2033	1,000	1,205
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Mission Bay South Redev. Project), Series 2016-C, National insured, 5.00% 2041	2,100	2,501
City of San Francisco, Bay Area Rapid Transit Dist., G.O. Green Bonds, 2016 Election, Series 2020-C-1, 4.00% 2045	2,000	2,418
City of San Francisco, Municipal Transportation Agcy., Rev. Bonds, Series 2012-B, 5.00% 2042 (preref. 2022)	3,525	3,626
San Francisco Community College Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	1,500	1,791
City of San Jacinto, Community Facs. Dist. No. 2002-1 (Rancho San Jacinto Phase 2), Special Tax Rev. Ref. Bonds, Series 2016, 5.00% 2027	900	1,088
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2028	380	465
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2030	200	241
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2031	550	660
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2033	750	895
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2044	3,600	4,234
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2049	5,300	6,209
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2017, 5.00% 2034	765	867
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2017, 5.00% 2035	200	227
San Joaquin Hills Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2014-A, 5.00% 2034	2,300	2,621
San Joaquin Hills Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1993, National insured, 0% 2022 (escrowed to maturity)	9,000	8,996
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2029	1,030	1,335
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2033	1,500	1,992
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2035	1,000	1,211
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2037	1,000	1,206
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2041	1,500	1,807
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2047	10,000	12,015
San Jose Unified School Dist., G.O. Bonds, 2012 Election, Series 2018-E, 4.00% 2042	5,000	5,796
San Juan Unified School Dist., G.O. Bonds, 2016 Election, Series 2020, 4.00% 2034	1,000	1,199
San Leandro Unified School Dist., G.O. Bonds, Series 2019-B, BAM insured, 5.00% 2032	375	477

American Funds Tax-Exempt Funds	315

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
San Leandro Unified School Dist., G.O. Bonds, Series 2019-B, BAM insured, 5.00% 2033	$355	$451
San Leandro Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2043	1,300	1,524
San Lorenzo Valley Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	250	292
San Lorenzo Valley Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, 5.00% 2050	500	619
City of San Luis Obispo, Community Facs. Dist. No. 2019-1 (San Luis Ranch), Special Tax Bonds, Series 2021, 4.00% 2046	730	839
City of San Luis Obispo, Community Facs. Dist. No. 2019-1 (San Luis Ranch), Special Tax Bonds, Series 2021, 4.00% 2051	925	1,060
City of San Marcos, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	900	994
City of San Marcos, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, 5.00% 2024	150	173
City of San Marcos, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	2,000	2,358
San Marcos Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2034	2,115	2,636
San Marcos Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2035	1,280	1,596
San Rafael High School Dist., G.O. Bonds, Series 2019-C, 4.00% 2043	2,500	2,961
City of San Ramon, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2038	2,000	2,283
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 3.00% 2021[1]	100	100
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2023[1]	130	138
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2024[1]	150	164
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2025[1]	175	195
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2026[1]	200	227
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2028[1]	250	289
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2030[1]	110	126
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2035[1]	685	772
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2040[1]	3,035	3,401
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2045[1]	4,110	4,574
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2050[1]	5,820	6,466
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	835	949
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2029	2,150	2,414
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2038	460	509
City of Santa Monica, Redev. Agcy., Tax Allocation Bonds (Earthquake Recovery Redev. Project), Series 2011, 5.00% 2032	2,000	2,017
City of Santa Monica, Redev. Agcy., Tax Allocation Bonds (Earthquake Recovery Redev. Project), Series 2011, 5.875% 2036	1,250	1,262
City of Santa Monica, Redev. Agcy., Tax Allocation Bonds (Earthquake Recovery Redev. Project), Series 2011, 5.875% 2042	2,500	2,523
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2027	195	241
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2028	205	252
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2034	350	419
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.00% 2036	250	267

316	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.00% 2037	$185	$196
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.00% 2038	270	286
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.125% 2039	165	176
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2049	1,940	2,274
Saugus Union School Dist. Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2035	600	705
Saugus Union School Dist. Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2039	700	816
Saugus Union School Dist. Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2041	275	319
Saugus Union School Dist. Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2049	1,250	1,439
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2029	135	164
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2033	215	253
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2034	230	270
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2035	240	282
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2036	275	322
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2037	295	344
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2038	320	372
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2039	345	401
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2040	295	340
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2045	2,220	2,531
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2049	2,410	2,742
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2033	1,240	1,437
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2041	3,720	4,267
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2046	3,495	3,988
City of Signal Hill, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2022	1,000	1,055
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2019-A, 3.00% 2024	2,000	2,116
Sonoma-Marin Area Rail Transit Dist., Measure Q Sales Tax Rev. Bonds, Series 2011-A, 5.00% 2028	3,500	3,601
South Orange County Public Fncg. Auth., Central Utility Fac. Lease Rev. Bonds, Series 2016, 5.00% 2031	1,250	1,492
South Orange County Public Fncg. Auth., Central Utility Fac. Lease Rev. Bonds, Series 2016, 5.00% 2032	1,750	2,086
South Orange County Public Fncg. Auth., Central Utility Fac. Lease Rev. Bonds, Series 2016, 5.00% 2035	2,000	2,372
South Placer Wastewater Auth., Wastewater Rev. Ref. Bonds, Series 2020, 5.00% 2035	500	728
Southern California Home Fncg. Auth., Single Family Mortgage Rev. Bonds, Series 2007-A, AMT, 5.80% 2049	15	15
Southern California Public Power Auth., Gas Project Rev. Bonds (Project No. 1), Series 2007-A, 5.25% 2025	3,000	3,602
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2036	2,250	3,014
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2026	385	473
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2027	550	696
Southwestern Community College Dist., G.O. Rev. Ref. Bonds (2019 Crossover), Series 2016-B, 4.00% 2035	500	574
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 5.00% 2031	1,300	1,705
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 5.00% 2032	500	654
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 5.00% 2033	1,000	1,304
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 5.00% 2034	750	975
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 5.00% 2037	735	950
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2030	2,585	3,220
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2038	1,000	1,220
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2043	2,000	2,419

American Funds Tax-Exempt Funds	317

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2048	$1,500	$1,801
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2031	2,000	2,387
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2032	2,115	2,520
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2032	1,000	1,248
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2033	1,150	1,433
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2035	3,000	3,565
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2035	1,465	1,820
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 4.00% 2042	1,240	1,435
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2021	335	338
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2022	335	353
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2026	75	88
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2045	1,700	1,925
Statewide Communities Dev. Auth., Rev. Bonds (Buck Institute for Research on Aging), Series 2014, Assured Guaranty Municipal insured, 5.00% 2049 (preref. 2023)	5,250	6,091
Statewide Communities Dev. Auth., Rev. Bonds (Covenant Retirement Communities, Inc.), Series 2013-C, 5.625% 2036	2,000	2,251
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2017-A, 5.00% 2029	405	486
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2017-A, 5.00% 2047	1,815	2,116
Statewide Communities Dev. Auth., Rev. Bonds (Hebrew Home for Aged Disabled), Series 2016, 5.00% 2036	3,500	4,236
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2014, 5.00% 2044	8,500	9,572
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2018, 4.00% 2048	500	572
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-L, 5.00% 2038 (put 2029)	5,000	6,667
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-M, 5.00% 2038 (put 2029)	4,000	5,333
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2012-A, 5.00% 2042	6,500	6,710
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2034[1]	100	124
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2039[1]	105	129
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2051[1]	2,315	2,792
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.625% 2033	1,350	1,485
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.875% 2043	935	1,026
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.00% 2025[1]	2,500	2,909
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2014-A, 5.25% 2044	2,925	3,321
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.25% 2056[1]	1,400	1,587
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2018-A, 5.50% 2058[1]	1,000	1,196
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 5.00% 2029	625	756
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 5.00% 2031	1,135	1,363
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 5.00% 2032	1,500	1,798
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 4.00% 2041	1,000	1,124
Statewide Communities Dev. Auth., Rev. Bonds (Terraces at San Joaquin Gardens Project), Series 2012-A, 6.00% 2042 (preref. 2022)	1,750	1,868
Statewide Communities Dev. Auth., Rev. Bonds (Terraces at San Joaquin Gardens Project), Series 2012-A, 6.00% 2047 (preref. 2022)	600	641
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	1,500	1,503
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2026	4,000	4,008
Statewide Communities Dev. Auth., Rev. Ref. Bonds (California Baptist University), Series 2017-A, 5.00% 2032[1]	2,025	2,466
Statewide Communities Dev. Auth., Rev. Ref. Bonds (California Baptist University), Series 2017-A, 5.00% 2041[1]	11,920	14,225
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2031	1,000	1,192
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2034	500	594
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2035	5,050	5,997
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Episcopal Communities and Services), Series 2012, 5.00% 2032	700	720

318	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Episcopal Communities and Services), Series 2012, 5.00% 2047	$2,100	$2,154
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Huntington Memorial Hospital), Series 2014-B, 5.00% 2030	500	566
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Huntington Memorial Hospital), Series 2014-B, 5.00% 2031	1,750	1,979
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 4.00% 2026[1]	3,385	3,690
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2036[1]	3,500	4,088
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2046[1]	2,250	2,596
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Rady Children’s Hospital), Series 2016-B, 5.00% 2027	640	804
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Trinity Health Credit Group), Series 2011, 5.00% 2041 (preref. 2021)	1,500	1,524
Statewide Communities Dev. Auth., Senior Living Health Fac. Rev. Bonds (Los Angeles Jewish Home for the Aging - Fountainview at Gonda), Series 2014-A, 5.00% 2044	1,000	1,069
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (Custodial Receipts), Series 2017, 4.305% 2032	8,895	9,578
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2029	1,000	1,206
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2030	1,500	1,805
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2035	1,250	1,491
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments, Phase I), Series 2011, 5.375% 2038	1,260	1,265
City of Stockton, Public Fncg. Auth., Wastewater Rev. Ref. Bonds (1998 Wastewater Project and 2003 Wastewater Project), Series 2014, BAM insured, 5.00% 2024	500	571
City of Stockton, Public Fncg. Auth., Wastewater Rev. Ref. Bonds (1998 Wastewater Project and 2003 Wastewater Project), Series 2014, BAM insured, 5.00% 2028	1,000	1,138
Stockton Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2029	4,000	4,783
Stockton Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2031	7,800	9,303
Sulphur Springs Union School Dist., Community Facs. Dist. No. 2006-1, Special Tax Bonds, Series 2021, 4.00% 2048	1,000	1,152
Sulphur Springs Union School Dist., Community Facs. Dist. No. 2006-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2021, 0% 2041	205	106
Sulphur Springs Union School Dist., Community Facs. Dist. No. 2006-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2021, 0% 2052	8,800	2,894
City of Sunnyvale, Fin. Auth., Lease Rev. Green Bonds (Civic Center Project), Series 2020, 4.00% 2033	1,000	1,236
City of Sunnyvale, Fin. Auth., Lease Rev. Green Bonds (Civic Center Project), Series 2020, 4.00% 2040	1,000	1,209
Sweetwater Union High School Dist., G.O. Bonds, 2006 Election, Series 2018-C, 4.00% 2043	4,290	4,803
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2032	5,000	5,922
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2034	2,075	2,459
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,000	1,184
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 4.00% 2047	4,750	5,127
Taft City Elementary School Dist., G.O. Bonds, Election 2012, Series 2013-B, Assured Guaranty Municipal insured, 6.00% 2044 (preref. 2023)	1,200	1,340
Temecula Valley Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Rev. Bonds, Series 2018, 5.00% 2050	2,100	2,407
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2030	1,000	1,160
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2031	1,500	1,738
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2033	1,000	1,157
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2034	2,065	2,388
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2040	1,600	1,843
Temecula Valley Unified School Dist., G.O. Bonds, 2012 Election, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2045	1,400	1,549
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	390	407
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.375% 2031	3,265	3,397
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2026	2,190	2,658

American Funds Tax-Exempt Funds	319

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2028	$1,500	$1,927
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2032	2,400	3,155
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2033	2,000	2,618
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Capital Appreciation Bonds, Series 2019-B2-2, 0% 2054	14,865	2,965
City of Tracy, Community Facs. Dist. No. 2006-01 (NEI Phase II), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2028	455	580
City of Tracy, Community Facs. Dist. No. 2006-01 (NEI Phase II), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2030	535	687
City of Tracy, Community Facs. Dist. No. 2006-01 (NEI Phase II), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2032	1,000	1,270
City of Tracy, Community Facs. Dist. No. 2006-01 (NEI Phase II), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	1,380	1,734
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2030	260	314
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2031	290	349
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2032	300	359
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2033	335	401
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2034	400	477
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2035	440	524
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2036	485	577
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2037	530	630
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2038	575	683
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2044	870	1,026
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2049	1,750	2,057
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2045	1,000	1,273
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2049	2,135	2,709
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2032	500	649
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2033	300	388
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2034	300	387
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2035	300	386
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2038	820	1,048
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 2.40% 2049	950	994
Transmission Agcy. of Northern California, Rev. Ref. Bonds (California-Oregon Transmission Project), Series 2016-A, 5.00% 2037	2,000	2,395
Transmission Agcy. of Northern California, Rev. Ref. Bonds (California-Oregon Transmission Project), Series 2016-A, 5.00% 2038	1,000	1,196
Transmission Agcy. of Northern California, Rev. Ref. Bonds (California-Oregon Transmission Project), Series 2016-A, 5.00% 2039	1,000	1,194
City of Tulare, Sewer Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2034	2,235	2,523
City of Tulare, Sewer Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2035	1,320	1,487
County of Tulare, Local Health Care Dist., G.O. Rev. Ref. Bonds, Series 2020, BAM insured, 4.00% 2039	1,850	2,218
City of Turlock, Irrigation Dist., Rev. Ref. Bonds, Series 2016, 5.00% 2036	2,000	2,443
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	2,750	3,171
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,000	1,174

320	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	$1,135	$1,331
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 4.00% 2035	250	275
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2040	1,850	2,110
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	2,200	2,495
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2028	3,000	3,486
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2029	1,000	1,161
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2030	1,535	1,776
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, BAM insured, 5.00% 2038	2,500	2,924
Twin Rivers Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2016, Assured Guaranty Municipal insured, 0% 2041	7,000	3,410
City of Upland, Community Facs. Dist. No 2016-1 (Harvest at Upland), Improvement Area No. 2, Special Tax Bonds, Series 2021-A, 4.00% 2040	260	300
City of Upland, Community Facs. Dist. No 2016-1 (Harvest at Upland), Improvement Area No. 2, Special Tax Bonds, Series 2021-A, 4.00% 2045	165	189
City of Upland, Community Facs. Dist. No 2016-1 (Harvest at Upland), Improvement Area No. 2, Special Tax Bonds, Series 2021-A, 4.00% 2051	265	302
Upper Santa Clara Valley Joint Powers Auth., Rev. Bonds, Series 2016-A, 5.00% 2046	2,120	2,609
Vacaville Unified School Dist., G.O. Bonds, 2014 Election, Series 2020-D, 4.00% 2042	1,000	1,173
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2016-C, Assured Guaranty Municipal insured, 4.00% 2045	1,550	1,769
City of Vallejo, Water Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2046	3,350	4,080
City of Vallejo, Water Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2051	4,500	5,454
County of Ventura, Public Fncg. Auth., Lease Rev. Bonds, Series 2013-A, 5.00% 2043 (preref. 2022)	3,000	3,185
City of Vernon, Electric System Rev. Bonds, Series 2020-A, 5.00% 2021	2,500	2,500
Victor Elementary School Dist., Community Facs. Dist. No. 2005-1, Special Tax Bonds, Series 2018, 5.00% 2046	1,250	1,470
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, BAM insured, 4.00% 2031	1,000	1,162
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2035	3,630	4,179
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2036	1,665	1,899
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2037	3,800	4,314
Washington Township Health Care Dist., Rev. Bonds, Series 2017-A, 5.00% 2042	1,000	1,193
West Contra Costa Unified School Dist., G.O. Bonds, 2010 Election, Series 2020-F, Assured Guaranty Municipal insured, 4.00% 2049	1,000	1,201
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2049	2,000	2,402
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, Series 2012, 5.00% 2032	3,500	3,671
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-D-2, Assured Guaranty Municipal insured, 0% 2036	6,000	4,475
City of West Hollywood, Community Dev. Commission, Tax Allocation Bonds (East Side Redev. Project), Series 2011-A, 7.50% 2042	1,250	1,257
City of West Sacramento, Fin. Auth., Special Tax Rev. Bonds, Series 2006-A, XLCA insured, 5.00% 2026	410	490
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Bonds, Series 2017-A, 5.00% 2042	1,150	1,279
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	600	728
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2032	1,240	1,502
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2031	3,105	3,581
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2035	2,220	2,543
Westminster School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-A-1, Assured Guaranty insured, 0% 2025	1,640	1,603
City of Whittier, Health Fac. Rev. Bonds (PIH Health), Series 2014, 5.00% 2044	9,000	10,043

American Funds Tax-Exempt Funds	321

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
William S. Hart Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-A, 0% 2032	$2,000	$1,699
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2033	1,370	1,599
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2038	1,565	1,811
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2044	1,590	1,828
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2048	1,775	2,035
Yosemite Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-D, 0% 2031	1,500	1,319
		2,046,246

Guam 0.11%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2019-A, AMT, 5.00% 2023	825	901
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	1,685	1,942
Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2040	305	386
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2037	400	475
		3,704

Puerto Rico 0.91%
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.25% 2042	630	659
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 5.00% 2021	500	504
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2011-A, 6.00% 2033	7,900	7,924
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)	1,830	2,302
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)[4]	170	214
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.329% 2040	1,521	1,732
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2018-A-1, 5.00% 2058	5,480	6,404
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2046	1,180	397
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	31,466	7,659
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2026	1,500	1,481
		29,276

United States 0.64%
Freddie Mac, Multi Family Certs., Series 2019-M-049, 3.05% 2034	1,975	2,193
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class ACA, 3.35% 2033	15,099	17,336
Freddie Mac, Multi Family Mortgage Bonds, Series 2021-ML-10, Class ACA, 2.046% 2038	1,000	1,053
		20,582

Total bonds, notes & other debt instruments (cost: $2,784,067,000)		2,990,481

Short-term securities 8.49%
Municipals 8.49%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-D-2, 0.01% 2047[2]	2,050	2,050
Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.01% 2053[2]	13,145	13,145
Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-B, 0.02% 2035[2]	630	630
Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.04% 2035[2]	13,120	13,120
G.O. Bonds, Series 2020, 0.01% 2048[2]	10,000	10,000
IAM Commercial Paper, Series 2021-A-1, 0.09% 8/4/2021	3,930	3,930
City of Irvine, Reassessment Dist. No. 4-20, Limited Obligation Improvement Bonds, Series 2011-A, 0.02% 2050[1,2]	3,000	3,000
City of Irvine, Reassessment Dist. No. 87-8, Limited Obligation Improvement Bonds, Series 1999, 0.02% 2024[2]	2,250	2,250
Irvine Ranch Water Dist. Nos. 105, 140, 240 and 250, Consolidated G.O. Bonds, Series 1993, 0.02% 2033[2]	2,900	2,900
Irvine Ranch Water Dist., Rev. Ref. Bonds, Series 2011-A-1, 0.06% 2037 (put 2022)[2,5]	7,355	7,355

322	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	$3,760	$3,749
City of Los Angeles, California Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	10,000	10,352
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-2, 0.02% 2035[2]	13,080	13,080
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-1, 0.02% 2035[2]	10,650	10,650
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-6, 0.02% 2035[2]	2,425	2,425
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-7, 0.02% 2035[2]	1,050	1,050
City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.02% 2034[2]	1,200	1,200
City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-A-1, 0.01% 2050[2]	12,000	12,000
City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.01% 2051[2]	5,000	5,000
City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.02% 2049[2]	10,835	10,835
City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.01% 2032[2]	400	400
County of Los Angeles, Capital Asset Leasing Corp., Lease Rev. IAM Commercial Paper, Series 2021-B, 0.12% 8/3/2021	5,750	5,750
Metropolitan Water Dist. of Southern California, Water Rev. Bonds, Series 2017-C, 0.16% 2047 (put 2024)[2,5]	4,795	4,796
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.01% 2037[2]	20,710	20,710
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.01% 2037[2]	15,000	15,000
Municipal Fin. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2005, 0.04% 2025[2]	12,300	12,300
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.30% 2051 (put 2022)[5]	5,585	5,587
City of Pasadena, Demand Rev. Ref. Certs. of Part., Series 2008-A, 0.01% 2035[2]	5,240	5,240
Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.02% 2042[2]	5,250	5,250
City of Riverside, Electric Rev. Ref. Bonds, Series 2011-A, 0.01% 2035[2]	16,710	16,710
County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	10,000	10,176
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 3.00% 9/1/2021[1]	225	225
South Bay Union School Dist., G.O. Anticipation Notes, Capital Appreciation Notes, Series 2019, 0% 2022	2,000	1,999
Statewide Communities Dev. Auth., IAM Commercial Paper , Series 2008-C, 0.14% 9/9/2021	9,000	9,000
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2002, 0.04% 2024[2]	13,100	13,100
City of Stockton, Public Fncg. Auth., Wastewater Bond Anticipation Notes, Series 2019, 1.40% 6/1/2022	12,750	12,768
Regents of the University of California, General Rev. Bonds, Series 2013-AL-1, 0.01% 2048[2]	830	830
Regents of the University of California, General Rev. Bonds, Series 2013-AL-2, 0.03% 2048[2]	2,100	2,100
Regents of the University of California, IAM Commercial Paper, Series 2021-A, 0.06% 10/1/2021	3,000	3,000

Total short-term securities (cost: $273,546,000)		273,662
Total investment securities 101.23% (cost: $3,057,613,000)		3,264,143
Other assets less liabilities (1.23)%		(39,582)

Net assets 100.00%		$3,224,561

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000) [6]	Value at 7/31/2021 (000) [7]	Unrealized appreciation (depreciation) at 7/31/2021 (000)
5 Year U.S. Treasury Note Futures	Long	100	September 2021	$10,000	$12,444	$24
10 Year Ultra U.S. Treasury Note Futures	Short	267	September 2021	(26,700)	(40,117)	(1,316)
10 Year U.S. Treasury Note Futures	Short	700	September 2021	(70,000)	(94,117)	(1,635)
						$(2,927)

American Funds Tax-Exempt Funds	323

The Tax-Exempt Fund of California (continued)

[1]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $191,216,000, which represented 5.93% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[4]	Step bond; coupon rate may change at a later date.
[5]	For short-term securities, the mandatory put date is considered to be the maturity date.
[6]	Notional amount is calculated based on the number of contracts and notional contract size.
[7]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency
AMT = Alternative Minimum Tax
Auth. = Authority
Certs. = Certificates
Dept. = Department
Dev. = Development
Dist. = District
Econ. = Economic
Fac. = Facility
Facs. = Facilities
Fin. = Finance
Fncg. = Financing
G.O. = General Obligation
IAM = Interest at Maturity
LIBOR = London Interbank Offered Rate
LOC = Letter of Credit
Part. = Participation
Preref. = Prerefunded
Redev. = Redevelopment
Ref. = Refunding
Rev. = Revenue
SIFMA = Securities Industry and Financial Markets Association
USD/$ = U.S. dollars

See notes to financial statements.

324	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York

Investment portfolio July 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 94.62%	Principal amount (000)	Value (000)
New York 91.51%
State issuers 48.77%
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2039	$2,300	$1,594
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, 0% 2048	3,540	1,827
Convention Center Dev. Corp., Rev. Ref. Bonds (Hotel Unit Fee Secured), Series 2015, 5.00% 2030	300	355
Convention Center Dev. Corp., Rev. Ref. Bonds (Hotel Unit Fee Secured), Series 2015, 5.00% 2035	840	993
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2043	500	581
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2033	400	473
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2034	350	413
Dormitory Auth., Rev. Bonds (Cornell University), Series 2020-A-2, 5.00% 2030	1,000	1,361
Dormitory Auth., Rev. Bonds (Cornell University), Series 2020-A-2, 5.00% 2031	725	981
Dormitory Auth., Rev. Bonds (Culinary Institute of America), Series 2013, 5.50% 2033	500	547
Dormitory Auth., Rev. Bonds (Fordham University), Series 2017, 4.00% 2034	885	1,032
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2031	500	582
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2035	1,000	1,159
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2040	250	288
Dormitory Auth., Rev. Bonds (Langone Hospitals Obligated Group), Series 2020-A, 4.00% 2053	1,625	1,916
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2018-A, 5.00% 2030	785	983
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2018-A, 5.00% 2031	1,080	1,347
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2036	400	472
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2050	1,250	1,440
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2032	1,000	1,202
Dormitory Auth., Rev. Bonds (New School), Series 2015-A, 5.00% 2032	1,000	1,163
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2035	555	665
Dormitory Auth., Rev. Bonds (Northwell Health Obligated Group), Series 2019-B-3, 5.00% 2048 (put 2026)	1,000	1,186
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2014, 5.00% 2022	200	209
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2016-A, 5.00% 2033	400	476
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2014, 5.00% 2034	1,000	1,125
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2017, 5.00% 2031[1]	1,000	1,221
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2032[1]	600	693
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2017, 5.00% 2035[1]	1,300	1,579
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2040[1]	1,000	1,151
Dormitory Auth., Rev. Bonds (School Dist. Rev. Bond Fncg. Program), Series 2011-A, 5.00% 2024 (preref. 2021)	475	479
Dormitory Auth., Rev. Bonds (School Dist. Rev. Bond Fncg. Program), Series 2011-A, 5.00% 2024	25	25
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2017-A, 5.00% 2030	750	935
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2017-A, 5.00% 2032	500	620
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2049	1,000	1,156
Dormitory Auth., Rev. Bonds (Touro College and University System Obligated Group), Series 2017, 5.00% 2038	500	596

American Funds Tax-Exempt Funds	325

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
State issuers (continued)
Dormitory Auth., State Personal Income Tax Rev. Bonds (Education), Series 2014-E, 5.00% 2032	$750	$869
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2028	1,000	1,287
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 5.00% 2031	1,000	1,376
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2018-A, 5.25% 2037	1,000	1,293
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2039	2,000	2,437
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2041	750	932
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2047	1,025	1,211
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2035	1,000	1,285
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2038	1,000	1,120
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2039	2,275	2,865
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2039	800	1,023
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2048	1,500	1,898
Energy Research and Dev. Auth., Pollution Control Rev. Bonds (Rochester Gas and Electric Corp. Project), Series 1997-A, AMT, 3.00% 2032 (put 2025)	1,000	1,087
Environmental Facs. Corp., Rev. Green Bonds (Revolving Funds), Series 2016-B, 4.00% 2036	1,950	2,244
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2017, AMT, 2.875% 2044 (put 2029)[1]	1,500	1,643
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2014-R-2, AMT, 3.125% 2044 (put 2026)[1]	500	545
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2020-R-1, 2.75% 2050 (put 2025)	750	796
Housing Fin. Agcy., Affordable Housing Rev. Bonds, Series 2017-M, 3.65% 2042	750	809
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-D, 3.55% 2039	1,000	1,095
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (3 World Trade Center Project), Series 2014, Class 2, 5.375% 2040[1]	350	396
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (3 World Trade Center Project), Series 2014, Class 3, 7.25% 2044[1]	375	422
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (4 World Trade Center Project), Series 2011, 5.00% 2031	1,500	1,520
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.82% 2033 (put 2023)[2]	1,500	1,505
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-B, 5.00% 2035	1,315	1,543
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2036	500	639
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-B, 5.00% 2038	750	877
Long Island Power Auth., Electric System General Rev. Bonds, Series 2017, 5.00% 2047	3,225	3,950
Metropolitan Transportation Auth., Hudson Rail Yards Trust Obligations, Series 2016-A, 5.00% 2051	500	506
Metropolitan Transportation Auth., Hudson Rail Yards Trust Obligations, Series 2016-A, 5.00% 2056	750	808
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-C-1, 5.25% 2030	280	332
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-1, 5.00% 2039	305	343
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	1,000	1,317
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-2, 5.00% 2026	1,440	1,765
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2017-A-1, 5.00% 2027	970	1,217
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-C-1, 5.00% 2039	1,640	2,083
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-3, 4.00% 2049	2,100	2,450
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-B, 5.00% 2052	1,075	1,326
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2017-A-1, 5.25% 2057	750	904
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2026	1,000	1,225
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2034	1,000	1,176
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 4.00% 2045	1,000	1,173
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 52, AMT, 3.50% 2030	405	424
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 191, AMT, 3.50% 2034	135	140
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 194, AMT, 3.50% 2035	215	223
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 206, AMT, 4.00% 2037	410	441
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 48, 2.625% 2041	520	532
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 178, 3.50% 2043	135	142
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	430	457
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	155	163
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	825	878
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	600	642
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 54, 4.00% 2047	1,020	1,098
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047	410	452
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 208, 4.00% 2048	395	427
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 217, 4.00% 2049	910	1,001
Port Auth., Consolidated Bonds, Series 212, 4.00% 2038	1,000	1,209

326	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
State issuers (continued)
Port Auth., Consolidated Bonds, Series 217, 5.00% 2044	$1,500	$1,917
Port Auth., Consolidated Bonds, Series 205, 5.00% 2047	1,000	1,229
Port Auth., Consolidated Rev. Ref. Bonds, Series 172, AMT, 5.00% 2034	500	516
Port Auth., Consolidated Rev. Ref. Bonds, Series 186, AMT, 5.00% 2044	500	559
Power Auth., Rev. Bonds, Series 2020-A, 4.00% 2055	2,500	2,986
Power Auth., Rev. Ref. Bonds, Series 2011-A, 5.00% 2038	1,500	1,521
Thruway Auth., General Rev. Bonds, Series 2020-N, 4.00% 2047	1,500	1,776
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2039	2,835	3,397
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2045	3,160	3,734
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, BAM insured, 4.00% 2050	615	729
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2053	1,015	1,198
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.25% 2056	250	297
Transportation Dev. Corp., Fac. Rev. Bonds (New York State Thruway Service Areas Project), Series 2021, AMT, 4.00% 2046	1,000	1,189
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2021, AMT, 3.00% 2031	250	271
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2020, AMT, 5.375% 2036	1,000	1,291
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2037	600	780
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 4.00% 2039	750	896
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 4.00% 2040	1,000	1,204
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (Terminal One Group Association, LP Project), Series 2015, AMT, 5.00% 2022	1,000	1,019
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (Terminal One Group Association, LP Project), Series 2015, AMT, 5.00% 2023	500	532
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2034	500	564
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2046	1,000	1,125
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.25% 2050	500	566
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2035	1,000	1,304
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 4.00% 2036	500	578
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2040	750	966
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 4.375% 2045	550	663
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2019-A, 5.00% 2041	600	766
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2018-A, 5.00% 2030	650	888
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2020-A, 5.00% 2054	1,250	1,621
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2026	1,500	1,822
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2027	750	843
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2032	1,000	1,198
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2036	1,500	1,907
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2049	1,000	1,184
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 4.00% 2043	1,785	2,129
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2040	750	945
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2041	1,500	1,892
		142,348

American Funds Tax-Exempt Funds	327

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
City, county & other issuers 42.74%
City of Albany, Capital Resource Corp., Rev. Bonds (Empire Commons Student Housing, Inc. Ref. Project), Series 2016-A, 5.00% 2032	$400	$473
Town of Amherst, Dev. Corp., Fac. Rev. Bonds (Daemen College Projects), Series 2018, 5.00% 2023	540	583
Town of Amherst, Dev. Corp., Student Housing Fac. Rev. Ref. Bonds (UBF Faculty-Student Housing Corp. - Greiner and Hadley Rev. Ref. Projects at SUNY Buffalo), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	500	622
Town of Brookhaven, Local Dev. Corp., Rev. Bonds (Active Retirement Community, Inc.), Series 2020-A, 4.00% 2055	750	849
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	500	608
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	750	923
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2034	240	265
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2042	1,800	2,119
County of Broome, Local Dev. Corp., Rev. Bonds (United Health Services Hospitals, Inc. Project), Series 2020, 4.00% 2050	2,000	2,331
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2023	1,700	1,848
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2024	475	537
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.25% 2035	725	845
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2040	1,050	1,214
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2030	200	234
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2036	400	463
Build NYC Resource Corp., Rev. Bonds (Bronx Charter School for Excellence Project), Series 2013-A, 4.00% 2022	545	558
Build NYC Resource Corp., Rev. Bonds (Bronx Charter School for Excellence Project), Series 2013-A, 5.50% 2043	1,500	1,592
Build NYC Resource Corp., Rev. Ref. Bonds (Albert Einstein School of Medicine, Inc. Project), Series 2015, 5.50% 2045[1]	300	344
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 4.50% 2025[1]	275	298
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 5.00% 2035[1]	950	1,074
Village of Dobbs Ferry, Local Dev. Corp., Rev. Bonds (Mercy College Project), Series 2014, 5.00% 2039	1,625	1,810
Village of Dobbs Ferry, Local Dev. Corp., Rev. Bonds (Mercy College Project), Series 2014, 5.00% 2044	500	557
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 4.00% 2041	750	846
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 5.00% 2046	1,500	1,784
County of Dutchess, Local Dev. Corp., Rev. Bonds (Nuvance Health Issue), Series 2019-B, 5.00% 2032	905	1,167
County of Dutchess, Local Dev. Corp., Rev. Bonds (Nuvance Health Issue), Series 2019-B, 4.00% 2049	1,000	1,164
County of Dutchess, Local Dev. Corp., Rev. Ref. Bonds (Health Quest Systems, Inc. Project), Series 2014-A, 5.00% 2028	430	489
City of Glen Cove, Local Econ. Assistance Corp., Rev. Bonds (Garvies Point Public Improvement Project), Convertible Capital Appreciation Bonds, Series 2016-C, 0% 2055 (5.62% on 1/1/2024)[3]	500	539
Town of Hempstead, Local Dev. Corp., Rev. Ref. Bonds (Molloy College Project), Series 2017, 5.00% 2034	810	970
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2017-A, 5.00% 2033	2,700	3,300
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2017-A, 5.00% 2035	1,000	1,217
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.25% 2047	925	928
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2012-A, 5.75% 2047	370	371
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 5.00% 2037	1,000	1,212
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 4.00% 2042	500	563
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 4.00% 2047	500	559
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Highland Hospital of Rochester Project), Series 2015, 5.00% 2025	325	379
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Highland Hospital of Rochester Project), Series 2015, 5.00% 2033	430	488

328	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
City, county & other issuers (continued)
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Highland Hospital of Rochester Project), Series 2015, 5.00% 2034	$380	$431
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Rochester General Hospital Project), Series 2020-A, 4.00% 2046	3,000	3,553
County of Monroe, Industrial Dev. Corp., Rev. Bonds (St. Ann’s of Greater Rochester, Inc.), Series 2019, 5.00% 2050	290	329
County of Monroe, Industrial Dev. Corp., Rev. Bonds (University of Rochester Project), Series 2017-C, 4.00% 2036	1,275	1,491
County of Nassau, G.O. General Improvement Bonds, Series 2017-A, 5.00% 2030	1,000	1,223
County of Nassau, Tobacco Settlement Corp., Tobacco Settlement Asset-Backed Bonds, Series 2006-A-3, 5.00% 2035	600	608
County of Nassau, Tobacco Settlement Corp., Tobacco Settlement Asset-Backed Bonds, Series 2006-A-3, 5.125% 2046	705	716
City of New Rochelle, Local Dev. Rev. Bonds (Iona College Project), Series 2015-A, 5.00% 2045	250	279
New York City G.O. Bonds, Series 2016-A, 5.00% 2026	1,000	1,187
New York City G.O. Bonds, Series 2018-A, 5.00% 2027	1,500	1,894
New York City G.O. Bonds, Series 2016-C, 5.00% 2031	1,000	1,199
New York City G.O. Bonds, Series 2018-C, 5.00% 2032	1,720	2,167
New York City G.O. Bonds, Series 2015-C, 5.00% 2033	1,000	1,156
New York City G.O. Bonds, Series 2017-A-1, 5.00% 2034	1,000	1,215
New York City G.O. Bonds, Series 2019-D-1, 5.00% 2037	750	953
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2040	1,250	1,498
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2029	1,200	1,565
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	1,670	1,697
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	635	639
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2020-A-3, 1.125% 2060 (put 2024)	750	755
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-A-1-A, 3.80% 2037	885	975
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2015-H, 2.95% 2045 (put 2026)	750	812
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	500	517
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	1,000	1,006
New York City Industrial Dev. Agcy., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-A, AMT, 5.00% 2022	515	535
New York City Industrial Dev. Agcy., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-A, AMT, 5.00% 2028	250	259
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2034	750	839
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	1,000	1,153
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-DD, 5.00% 2031	1,100	1,528
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-EE, 5.00% 2033	750	932
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-HH, 5.00% 2039	690	805
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-EE, 5.00% 2045	500	562
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-BB-1, 5.00% 2046	1,250	1,532
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-DD, 5.00% 2047	1,055	1,293
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 4.00% 2050	2,000	2,374
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-1, 4.00% 2051	2,500	3,001
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Ref. Bonds, Series 2017-EE, 5.00% 2036	750	930

American Funds Tax-Exempt Funds	329

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
City, county & other issuers (continued)
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-3, 5.00% 2036	$1,000	$1,271
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2037	750	951
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2036	2,380	3,026
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2036	1,000	1,332
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 4.00% 2040	1,500	1,807
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-A-3, 4.00% 2042	2,925	3,389
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-F-1, 5.00% 2042	1,000	1,227
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 4.00% 2046	1,000	1,197
New York City Trust for Cultural Resources, Rev. Ref. Bonds (Lincoln Center for the Performing Arts, Inc.), Series 2020-A, 4.00% 2035	1,000	1,214
Niagara Area Dev. Corp., Solid Waste Disposal Fac. Rev. Ref. Bonds (Covanta Project), Series 2018-B, 3.50% 2024[1]	650	682
Niagara Area Dev. Corp., Solid Waste Disposal Fac. Rev. Ref. Bonds (Covanta Project), Series 2018-A, AMT, 4.75% 2042[1]	1,500	1,586
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2027	600	671
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2028	500	559
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2029	700	782
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2019-A, AMT, 5.00% 2031	1,000	1,278
County of Oneida, Local Dev. Corp. Rev. Bonds (Mohawk Valley Health System Project), Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2038	1,000	1,173
County of Oneida, Local Dev. Corp. Rev. Bonds (Mohawk Valley Health System Project), Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2049	1,000	1,148
County of Onondaga, Resource Recovery Agcy., Rev. Ref. Bonds, Series 2015-A, AMT, Assured Guaranty Municipal insured, 5.00% 2025	500	579
County of Onondaga, Resource Recovery Agcy., Rev. Ref. Bonds, Series 2015-A, AMT, Assured Guaranty Municipal insured, 5.00% 2030	1,750	2,008
County of Onondaga, Trust for Cultural Resources, Rev. Bonds, Series 2019, 5.00% 2040	1,000	1,307
County of Rockland, G.O. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	1,000	1,125
Town of Southold, Local Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2015, 5.00% 2045	1,500	1,651
County of Suffolk, G.O. Rev. Ref. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2026	540	645
Suffolk Tobacco Asset Securitization Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2012-B, 5.00% 2032	750	770
County of Tompkins, Dev. Corp., Continuing Care Retirement Community Rev. Bonds (Kendal at Ithaca, Inc.), Series 2014-A, 5.00% 2044	915	1,004
City of Troy, Capital Resource Corp., Rev. Bonds (Rensselaer Polytechnic Institute Project), Series 2015, 5.00% 2027	800	950
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2023	600	659
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2038	1,500	1,946
TSASC, Inc., Tobacco Settlement Bonds, Series 2017-A, 5.00% 2022	1,000	1,040
TSASC, Inc., Tobacco Settlement Bonds, Series 2017-A, 5.00% 2025	750	880
County of Westchester, Health Care Corp., Rev. Bonds, Series 2011-A, 5.00% 2021 (escrowed to maturity)	100	101
County of Westchester, Health Care Corp., Rev. Bonds, Series 2010-B, 6.00% 2030	130	130
County of Westchester, Local Dev. Corp., Rev. Bonds (Purchase Housing Corp. II Project), Series 2017, 5.00% 2037	1,000	1,162
County of Westchester, Local Dev. Corp., Rev. Bonds (Purchase Housing Corp. II Project), Series 2017, 5.00% 2047	1,025	1,172
County of Westchester, Local Dev. Corp., Rev. Bonds (Westchester Medical Center Obligated Group Project), Series 2016, 5.00% 2034	1,150	1,343
County of Westchester, Local Dev. Corp., Rev. Bonds (Westchester Medical Center Obligated Group Project), Series 2016, 5.00% 2046	1,250	1,454
County of Westchester, Local Dev. Corp., Rev. Ref. Bonds (Pace University), Series 2014-A, 5.50% 2042	450	496
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 5.00% 2049	640	753
City of Yonkers, G.O. Bonds, Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2024	490	559
		124,758

330	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Guam 1.70%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.375% 2043	$500	$545
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	530	611
G.O. Bonds, Series 2019, AMT, 5.00% 2031	845	996
Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2035	1,355	1,741
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2022	500	531
Waterworks Auth., Water and Wastewater System Rev. Bonds, Series 2014-A, 5.00% 2029	500	545
		4,969

Puerto Rico 1.41%
Highways and Transportation Auth., Highway Rev. Ref. Bonds, Series 2003-AA-1, Assured Guaranty Municipal insured, 4.95% 2026	240	245
Highways and Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D, Assured Guaranty Municipal insured, 5.00% 2032	660	679
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2031	950	982
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2011-A, 6.00% 2033	250	251
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	8,000	1,947
		4,104

Total bonds, notes & other debt instruments (cost: $255,067,000)		276,179

Short-term securities 4.48%
Municipals 4.48%
Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[2]	13,075	13,075

Total short-term securities (cost: $13,075,000)		13,075
Total investment securities 99.10% (cost: $268,142,000)		289,254
Other assets less liabilities 0.90%		2,626

Net assets 100.00%		$291,880

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[4]	Value at 7/31/2021 (000)	[5]	Unrealized depreciation at 7/31/2021 (000)
10 Year Ultra U.S. Treasury Note Futures	Short	33	September 2021	$(3,300)		$(4,958)		$(101)

[1]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $11,634,000, which represented 3.99% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Step bond; coupon rate may change at a later date.
[4]	Notional amount is calculated based on the number of contracts and notional contract size.
[5]	Value is calculated based on the notional amount and current market price.

American Funds Tax-Exempt Funds	331

American Funds Tax-Exempt Fund of New York (continued)

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

332	American Funds Tax-Exempt Funds

Financial statements
Statements of assets and liabilities at July 31, 2021	(dollars in thousands)

	American Funds	Limited Term	The Tax-Exempt
	Short-Term	Tax-Exempt Bond	Bond Fund
	Tax-Exempt Bond Fund	Fund of America	of America
Assets:
Investment securities in unaffiliated issuers, at value	$1,830,731	$7,755,440	$28,197,110
Cash	413	468	2,697
Cash collateral pledged for futures contracts	175	2,025	13,131
Receivables for:
Sales of investments	—	94	27,676
Sales of fund’s shares	4,849	19,570	51,496
Interest	15,404	58,315	211,021
Variation margin on futures contracts	41	120	—
	1,851,613	7,836,032	28,503,131

Liabilities:
Payables for:
Purchases of investments	54,111	263,475	455,994
Repurchases of fund’s shares	1,128	4,835	11,309
Dividends on fund’s shares	13	262	2,151
Investment advisory services	496	1,206	4,243
Services provided by related parties	181	1,009	3,700
Trustees’ deferred compensation	42	122	843
Variation margin on futures contracts	50	392	2,156
Other	1	2	10
	56,022	271,303	480,406
Net assets at July 31, 2021	$1,795,591	$7,564,729	$28,022,725

Net assets consist of:
Capital paid in on shares of beneficial interest	$1,769,288	$7,352,276	$26,149,427
Total distributable earnings	26,303	212,453	1,873,298
Net assets at July 31, 2021	$1,795,591	$7,564,729	$28,022,725

Investment securities in unaffiliated issuers, at cost	$1,808,280	$7,570,263	$26,428,779

See notes to financial statements.

American Funds Tax-Exempt Funds	333

Financial statements (continued)
Statements of assets and liabilities at July 31, 2021 (continued)	(dollars in thousands)

	American	The Tax-Exempt	American Funds
	High-Income	Fund of	Tax-Exempt Fund
	Municipal Bond Fund	California	of New York
Assets:
Investment securities in unaffiliated issuers, at value	$11,024,881	$3,264,143	$289,254
Cash	8,214	347	238
Cash collateral pledged for futures contracts	5,191	1,618	91
Receivables for:
Sales of investments	8	2,518	—
Sales of fund’s shares	24,172	3,628	587
Interest	86,343	34,686	2,583
Variation margin on futures contracts	9	32	—
	11,148,818	3,306,972	292,753

Liabilities:
Payables for:
Purchases of investments	175,137	79,240	600
Repurchases of fund’s shares	5,009	1,053	124
Dividends on fund’s shares	1,257	495	23
Investment advisory services	2,244	709	70
Services provided by related parties	1,654	530	39
Trustees’ deferred compensation	150	110	3
Variation margin on futures contracts	866	273	14
Other	4	1	—	*
	186,321	82,411	873
Net assets at July 31, 2021	$10,962,497	$3,224,561	$291,880

Net assets consist of:
Capital paid in on shares of beneficial interest	$10,099,063	$3,014,132	$268,484
Total distributable earnings	863,434	210,429	23,396
Net assets at July 31, 2021	$10,962,497	$3,224,561	$291,880

Investment securities in unaffiliated issuers, at cost	$10,225,329	$3,057,613	$268,142

*	Amount less than one thousand.

See notes to financial statements.

334	American Funds Tax-Exempt Funds

Financial statements (continued)
Statements of assets and liabilities at July 31, 2021 (continued)	(dollars and shares in thousands, except per-share amounts)

		American Funds	Limited Term	The Tax-Exempt
		Short-Term	Tax-Exempt Bond	Bond Fund
		Tax-Exempt Bond Fund	Fund of America	of America
Shares of beneficial interest issued and outstanding (no stated par value) — unlimited shares authorized
Class A:	Net assets	$1,160,781	$4,272,483	$14,558,305
	Shares outstanding	112,366	263,438	1,056,803
	Net asset value per share	$10.33	$16.22	$13.78
Class C:	Net assets		$18,394	$369,443
	Shares outstanding	Not applicable	1,134	26,818
	Net asset value per share		$16.22	$13.78
Class T:	Net assets	$10	$10	$11
	Shares outstanding	1	1	1
	Net asset value per share	$10.33	$16.22	$13.78
Class F-1:	Net assets	$8,590	$86,347	$269,839
	Shares outstanding	832	5,324	19,588
	Net asset value per share	$10.33	$16.22	$13.78
Class F-2:	Net assets	$289,822	$1,184,854	$5,468,409
	Shares outstanding	28,055	73,057	396,958
	Net asset value per share	$10.33	$16.22	$13.78
Class F-3:	Net assets	$106,840	$1,041,677	$6,718,356
	Shares outstanding	10,342	64,229	487,692
	Net asset value per share	$10.33	$16.22	$13.78
Class R-6:	Net assets	$229,548	$960,964	$638,362
	Shares outstanding	22,221	59,253	46,339
	Net asset value per share	$10.33	$16.22	$13.78

See notes to financial statements.

American Funds Tax-Exempt Funds	335

Financial statements (continued)
Statements of assets and liabilities at July 31, 2021 (continued)	(dollars and shares in thousands, except per-share amounts)

		American	The Tax-Exempt	American Funds
		High-Income	Fund of	Tax-Exempt Fund
		Municipal Bond Fund	California	of New York
Shares of beneficial interest issued and outstanding (no stated par value) — unlimited shares authorized
Class A:	Net assets	$5,875,475	$2,033,461	$208,065
	Shares outstanding	341,529	109,679	18,171
	Net asset value per share	$17.20	$18.54	$11.45
Class C:	Net assets	$208,934	$53,687	$11,234
	Shares outstanding	12,145	2,896	981
	Net asset value per share	$17.20	$18.54	$11.45
Class T:	Net assets	$11	$11	$11
	Shares outstanding	1	1	1
	Net asset value per share	$17.20	$18.54	$11.45
Class F-1:	Net assets	$124,912	$63,815	$2,614
	Shares outstanding	7,261	3,442	228
	Net asset value per share	$17.20	$18.54	$11.45
Class F-2:	Net assets	$1,773,062	$634,069	$31,249
	Shares outstanding	103,064	34,200	2,729
	Net asset value per share	$17.20	$18.54	$11.45
Class F-3:	Net assets	$1,913,564	$439,518	$38,707
	Shares outstanding	111,232	23,706	3,381
	Net asset value per share	$17.20	$18.54	$11.45
Class R-6:	Net assets	$1,066,539
	Shares outstanding	61,996	Not applicable	Not applicable
	Net asset value per share	$17.20

See notes to financial statements.

336	American Funds Tax-Exempt Funds

Financial statements (continued)
Statements of operations for the year ended July 31, 2021	(dollars in thousands)

	American Funds	Limited Term	The Tax-Exempt
	Short-Term	Tax-Exempt Bond	Bond Fund
	Tax-Exempt Bond Fund	Fund of America	of America
Investment income:
Income:
Interest	$20,617	$101,796	$667,708

Fees and expenses*:
Investment advisory services	5,509	12,927	47,791
Distribution services	1,638	12,291	38,408
Transfer agent services	561	2,506	9,923
Administrative services	496	1,969	7,765
Reports to shareholders	28	117	487
Registration statement and prospectus	263	601	1,452
Trustees’ compensation	15	56	314
Auditing and legal	53	69	127
Custodian	4	15	57
Federal, state and local taxes	— †	— †	333
Other	16	31	53
Total fees and expenses before waiver/reimbursements	8,583	30,582	106,710
Less waiver/reimbursements of fees and expenses:
Investment advisory services waiver	—	27	—
Miscellaneous fee reimbursements	49	—	—
Total fees and expenses after waiver/reimbursements	8,534	30,555	106,710
Net investment income	12,083	71,241	560,998

Net realized gain and unrealized (depreciation) appreciation:
Net realized gain (loss) on:
Investments in unaffiliated issuers	6,062	36,986	141,144
Futures contracts	(598)	(2)	16,085
	5,464	36,984	157,229

Net unrealized (depreciation) appreciation on:
Investments in unaffiliated issuers	(6,726)	534	349,173
Futures contracts	(358)	(3,760)	(11,261)
	(7,084)	(3,226)	337,912
Net realized gain and unrealized (depreciation) appreciation	(1,620)	33,758	495,141
Net increase in net assets resulting from operations	$10,463	$104,999	$1,056,139

See end of statements of operations for footnotes.

See notes to financial statements.

American Funds Tax-Exempt Funds	337

Financial statements (continued)
Statements of operations for the year ended July 31, 2021 (continued)	(dollars in thousands)

	American	The Tax-Exempt	American Funds
	High-Income	Fund of	Tax-Exempt Fund
	Municipal Bond Fund	California	of New York
Investment income:
Income:
Interest	$333,033	$82,116	$8,283

Fees and expenses*:
Investment advisory services	23,417	8,120	852
Distribution services	18,188	5,675	653
Transfer agent services	4,187	1,068	99
Administrative services	2,815	921	89
Reports to shareholders	219	40	6
Registration statement and prospectus	625	142	97
Trustees’ compensation	73	42	2
Auditing and legal	84	91	63
Custodian	23	7	15
Federal, state and local taxes	1,259	—	24
Other	165	17	13
Total fees and expenses before waiver/reimbursements	51,055	16,123	1,913
Less waiver/reimbursements of fees and expenses:
Investment advisory services waiver	—	—	—
Miscellaneous fee reimbursements	—	—	161
Total fees and expenses after waiver/reimbursements	51,055	16,123	1,752
Net investment income	281,978	65,993	6,531

Net realized gain and unrealized (depreciation) appreciation:
Net realized gain (loss) on:
Investments in unaffiliated issuers	61,014	7,057	2,611
Futures contracts	7,487	681	28
	68,501	7,738	2,639

Net unrealized (depreciation) appreciation on:
Investments in unaffiliated issuers	536,184	50,526	6,882
Futures contracts	(7,053)	(2,927)	(101)
	529,131	47,599	6,781
Net realized gain and unrealized (depreciation) appreciation	597,632	55,337	9,420
Net increase in net assets resulting from operations	$879,610	$121,330	$15,951

*	Additional information related to class-specific fees and expenses is included in the notes to financial statements.
†	Amount less than one thousand.

See notes to financial statements.

338	American Funds Tax-Exempt Funds

Financial statements (continued)
Statements of changes in net assets	(dollars in thousands)

	American Funds		Limited Term		The Tax-Exempt
	Short-Term		Tax-Exempt Bond		Bond Fund
	Tax-Exempt Bond Fund		Fund of America		of America
	Year ended July 31,		Year ended July 31,		Year ended July 31,
	2021	2020	2021	2020	2021	2020
Operations:
Net investment income	$12,083	$16,192	$71,241	$76,939	$560,998	$603,727
Net realized gain	5,464	6,839	36,984	35,783	157,229	541
Net unrealized (depreciation) appreciation	(7,084)	15,840	(3,226)	78,148	337,912	425,116
Net increase in net assets resulting from operations	10,463	38,871	104,999	190,870	1,056,139	1,029,384

Distributions paid or accrued to shareholders	(16,348)	(16,095)	(106,417)	(92,783)	(597,048)	(600,402)

Net capital share transactions	400,322	238,000	2,022,705	1,192,547	2,014,890	3,474,125

Total increase (decrease) in net assets	394,437	260,776	2,021,287	1,290,634	2,473,981	3,903,107

Net assets:
Beginning of year	1,401,154	1,140,378	5,543,442	4,252,808	25,548,744	21,645,637
End of year	$1,795,591	$1,401,154	$7,564,729	$5,543,442	$28,022,725	$25,548,744

	American		The Tax-Exempt		American Funds
	High-Income		Fund of		Tax-Exempt Fund
	Municipal Bond Fund		California		of New York
	Year ended July 31,		Year ended July 31,		Year ended July 31,
	2021	2020	2021	2020	2021	2020
Operations:
Net investment income	$281,978	$300,633	$65,993	$67,478	$6,531	$7,075
Net realized gain	68,501	1,238	7,738	16,166	2,639	101
Net unrealized (depreciation) appreciation	529,131	(123,258)	47,599	27,644	6,781	1,243
Net increase in net assets resulting from operations	879,610	178,613	121,330	111,288	15,951	8,419

Distributions paid or accrued to shareholders	(299,429)	(286,652)	(77,810)	(81,555)	(6,624)	(7,018)

Net capital share transactions	2,097,387	640,714	241,730	332,697	(9,824)	16,022

Total increase (decrease) in net assets	2,677,568	532,675	285,250	362,430	(497)	17,423

Net assets:
Beginning of year	8,284,929	7,752,254	2,939,311	2,576,881	292,377	274,954
End of year	$10,962,497	$8,284,929	$3,224,561	$2,939,311	$291,880	$292,377

See notes to financial statements.

American Funds Tax-Exempt Funds	339

Notes to financial statements

1. Organization

American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California, which is presently the only series of The American Funds Tax-Exempt Series II, and American Funds Tax-Exempt Fund of New York (each a “fund” or collectively, the “funds”), are registered under the Investment Company Act of 1940 as open-end, diversified management investment companies.

Each fund’s investment objectives are as follows:

American Funds Short-Term Tax-Exempt Bond Fund — Seeks to provide current income exempt from regular federal income tax, consistent with the maturity and quality standards described in the prospectus, and to preserve capital.

Limited Term Tax-Exempt Bond Fund of America — Seeks to provide current income exempt from regular federal income tax, consistent with the maturity and quality standards described in the prospectus, and to preserve capital.

The Tax-Exempt Bond Fund of America — Seeks to provide a high level of current income exempt from federal income tax, consistent with the preservation of capital.

American High-Income Municipal Bond Fund — Seeks to provide a high level of current income exempt from regular federal income tax.

The Tax-Exempt Fund of California — Seeks to provide a high level of current income exempt from regular federal and California state income taxes. Its secondary objective is preservation of capital.

American Funds Tax-Exempt Fund of New York — Seeks to provide a high level of current income exempt from regular federal, New York state and New York City income taxes. Its secondary objective is preservation of capital.

American Funds Short-Term Tax-Exempt Bond Fund has six share classes consisting of five retail share classes (Classes A and T, as well as three F share classes, F-1, F-2 and F-3) and one share class that is only available to the American Funds Portfolio Series (Class R-6). Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America and American High-Income Municipal Bond Fund each have seven share classes consisting of six retail share classes (Classes A, C and T, as well as three F share classes, F-1, F-2 and F-3) and one share class that is only available to the American Funds Portfolio Series (Class R-6). The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York each have six retail share classes (Classes A, C and T, as well as three F share classes, F-1, F-2 and F-3). Some share classes are only available to limited categories of investors. The funds’ share classes are described further in the following table:

Share class	Initial sales charge	Contingent deferred sales charge upon redemption	Conversion feature
Class A	Up to 2.50% for American Funds Short-Term Tax-Exempt Bond Fund and Limited Term Tax-Exempt Bond Fund of America; up to 3.75% for all other funds	None (except 0.75% for certain redemptions within 18 months of purchase without an initial sales charge)	None
Class C*	None	1% for redemptions within one year of purchase	Class C converts to Class A after eight years
Class T†	Up to 2.50%	None	None
Classes F-1, F-2 and F-3	None	None	None
Class R-6	None	None	None
*	Class C shares are not available for purchase in Limited Term Tax-Exempt Bond Fund of America.
†	Class T shares are not available for purchase.

Holders of all share classes of each fund have equal pro rata rights to the assets, dividends and liquidation proceeds of each fund held. Each share class of each fund has identical voting rights, except for the exclusive right to vote on matters affecting only its class. Share classes have different fees and expenses (“class-specific fees and expenses”), primarily due to different arrangements for distribution, transfer agent and administrative services. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different per-share dividends by each share class of each fund.

340	American Funds Tax-Exempt Funds

2. Significant accounting policies

Each fund is an investment company that applies the accounting and reporting guidance issued in Topic 946 by the U.S. Financial Accounting Standards Board. Each fund’s financial statements have been prepared to comply with U.S. generally accepted accounting principles (“U.S. GAAP”). These principles require the funds’ investment adviser to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates. Subsequent events, if any, have been evaluated through the date of issuance in the preparation of the financial statements. The funds follow the significant accounting policies described in this section, as well as the valuation policies described in the next section on valuation.

Security transactions and related investment income — Security transactions are recorded by the funds as of the date the trades are executed with brokers. Realized gains and losses from security transactions are determined based on the specific identified cost of the securities. In the event a security is purchased with a delayed payment date, the funds will segregate liquid assets sufficient to meet their payment obligations. Interest income is recognized on an accrual basis. Market discounts, premiums and original issue discounts on fixed-income securities are amortized daily over the expected life of the security.

Class allocations — Income, fees and expenses (other than class-specific fees and expenses) are allocated daily among the various share classes of each fund based on the relative value of their settled shares. Realized gains and losses and unrealized appreciation and depreciation are allocated daily among the various share classes of each fund based on their relative net assets. Class-specific fees and expenses, such as distribution, transfer agent and administrative services, are charged directly to the respective share class of each fund.

Distributions paid or accrued to shareholders — Income dividends are declared daily after the determination of each fund’s net investment income and are paid to shareholders monthly. Capital gain distributions are recorded on each fund’s ex-dividend date.

3. Valuation

Capital Research and Management Company (“CRMC”), the funds’ investment adviser, values each fund’s investments at fair value as defined by U.S. GAAP. The net asset value per share is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open.

Methods and inputs — The funds’ investment adviser uses the following methods and inputs to establish the fair value of each fund’s assets and liabilities. Use of particular methods and inputs may vary over time based on availability and relevance as market and economic conditions evolve.

Fixed-income securities, including short-term securities, are generally valued at prices obtained from one or more pricing vendors. Vendors value such securities based on one or more of the following inputs: benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, spreads and other relationships observed in the markets among comparable securities; and proprietary pricing models such as yield measures calculated using factors such as cash flows, financial or collateral performance and other reference data. For certain distressed securities, valuations may include cash flows or liquidation values using a net present value calculation based on inputs that include, but are not limited to, financial statements and debt contracts.

When the funds’ investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or not deemed to be representative), fixed-income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type. Some securities may be valued based on their effective maturity or average life, which may be shorter than the stated maturity.

Exchange-traded futures are generally valued at the official settlement price of the exchange or market on which such instruments are traded, as of the close of business on the day the futures are being valued.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the funds’ investment adviser are fair valued as determined in good faith under fair valuation guidelines adopted by authority of each fund’s board of trustees as further described. The investment adviser follows fair valuation guidelines, consistent with U.S. Securities and Exchange Commission rules and guidance, to consider relevant principles and factors when making fair value determinations. The investment adviser considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security; contractual or legal restrictions on resale of the security; relevant financial or business developments of the issuer; actively traded similar or related securities; conversion or exchange rights on the security; related corporate actions; significant events occurring after the close of trading in the security; and changes in overall market conditions. In addition, the closing prices of equity securities that trade in markets outside U.S. time zones may be adjusted to reflect significant events that occur after the close of local trading but before the net asset value of each share class of the fund is determined. Fair valuations and valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred.

American Funds Tax-Exempt Funds	341

Processes and structure — Each fund’s board of trustees has delegated authority to the funds’ investment adviser to make fair value determinations, subject to board oversight. The investment adviser has established a Joint Fair Valuation Committee (the “Fair Valuation Committee”) to administer, implement and oversee the fair valuation process, and to make fair value decisions. The Fair Valuation Committee regularly reviews its own fair value decisions, as well as decisions made under its standing instructions to the investment adviser’s valuation teams. The Fair Valuation Committee reviews changes in fair value measurements from period to period and may, as deemed appropriate, update the fair valuation guidelines to better reflect the results of back testing and address new or evolving issues. The Fair Valuation Committee reports any changes to the fair valuation guidelines to the boards of trustees. Each fund’s board and audit committee also regularly review reports that describe fair value determinations and methods.

The funds’ investment adviser has also established a Fixed-Income Pricing Review Group to administer and oversee the fixed-income valuation process, including the use of fixed-income pricing vendors. This group regularly reviews pricing vendor information and market data. Pricing decisions, processes and controls over security valuation are also subject to additional internal reviews facilitated by the investment adviser’s global risk management group.

Classifications — The funds’ investment adviser classifies each fund’s assets and liabilities into three levels based on the inputs used to value the assets or liabilities. Level 1 values are based on quoted prices in active markets for identical securities. Level 2 values are based on significant observable market inputs, such as quoted prices for similar securities and quoted prices in inactive markets. Certain securities trading outside the U.S. may transfer between Level 1 and Level 2 due to valuation adjustments resulting from significant market movements following the close of local trading. Level 3 values are based on significant unobservable inputs that reflect the investment adviser’s determination of assumptions that market participants might reasonably use in valuing the securities. The valuation levels are not necessarily an indication of the risk or liquidity associated with the underlying investment. For example, U.S. government securities are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market.

The funds’ valuation levels as of July 31, 2021 are as follows (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Texas	$—	$274,797	$—	$274,797
New York	—	125,482	—	125,482
California	—	108,146	—	108,146
Illinois	—	75,136	—	75,136
Florida	—	62,517	—	62,517
Ohio	—	61,141	—	61,141
Pennsylvania	—	47,701	—	47,701
North Carolina	—	41,716	—	41,716
Michigan	—	41,318	—	41,318
Wisconsin	—	39,217	—	39,217
Other	—	610,262	—	610,262
Short-term securities	—	343,298	—	343,298
Total	$—	$1,830,731	$—	$1,830,731

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$112	$—	$—	$112
Liabilities:
Unrealized depreciation on futures contracts	(470)	—	—	(470)
Total	$(358)	$—	$—	$(358)

*	Futures contracts are not included in the fund’s investment portfolio.

342	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Texas	$—	$862,994	$—	$862,994
New York	—	660,258	—	660,258
California	—	531,155	—	531,155
Illinois	—	488,784	—	488,784
Florida	—	335,833	—	335,833
Pennsylvania	—	255,374	—	255,374
Ohio	—	243,200	—	243,200
Michigan	—	217,108	—	217,108
Wisconsin	—	154,997	—	154,997
Washington	—	152,254	—	152,254
Other	—	2,445,757	—	2,445,757
Short-term securities	—	1,407,726	—	1,407,726
Total	$—	$7,755,440	$—	$7,755,440

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$439	$—	$—	$439
Liabilities:
Unrealized depreciation on futures contracts	(4,199)	—	—	(4,199)
Total	$(3,760)	$—	$—	$(3,760)

*	Futures contracts are not included in the fund’s investment portfolio.

The Tax-Exempt Bond Fund of America

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
New York	$—	$3,361,072	$—	$3,361,072
Illinois	—	3,177,161	—	3,177,161
Texas	—	2,496,566	—	2,496,566
Florida	—	1,578,113	3,811	1,581,924
California	—	1,545,866	—	1,545,866
Pennsylvania	—	1,230,576	—	1,230,576
Michigan	—	952,525	—	952,525
Ohio	—	656,312	—	656,312
Colorado	—	561,356	—	561,356
Georgia	—	559,650	—	559,650
Other	—	8,736,623	—	8,736,623
Short-term securities	—	3,337,479	—	3,337,479
Total	$—	$28,193,299	$3,811	$28,197,110

	Other investments*
	Level 1	Level 2	Level 3	Total
Liabilities:
Unrealized depreciation on futures contracts	$(21,439)	$—	$—	$(21,439)

*	Futures contracts are not included in the fund’s investment portfolio.

American Funds Tax-Exempt Funds	343

American High-Income Municipal Bond Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Illinois	$—	$1,404,627	$—	$1,404,627
New York	—	657,077	—	657,077
Colorado	—	617,959	—	617,959
Texas	—	557,417	—	557,417
Pennsylvania	—	549,650	—	549,650
Puerto Rico	—	549,122	—	549,122
California	—	479,826	—	479,826
Florida	—	475,292	3,862	479,154
New Jersey	—	423,033	—	423,033
Ohio	—	385,974	—	385,974
Other	—	3,397,759	11,391	3,409,150
Short-term securities	—	1,511,892	—	1,511,892
Total	$—	$11,009,628	$15,253	$11,024,881

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$57	$—	$—	$57
Liabilities:
Unrealized depreciation on futures contracts	(9,702)	—	—	(9,702)
Total	$(9,645)	$—	$—	$(9,645)

*	Futures contracts are not included in the fund’s investment portfolio.

The Tax-Exempt Fund of California

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
State issuers	$—	$890,673	$—	$890,673
City, county & other issuers	—	2,046,246	—	2,046,246
Guam	—	3,704	—	3,704
Puerto Rico	—	29,276	—	29,276
United States	—	20,582	—	20,582
Short-term securities	—	273,662	—	273,662
Total	$—	$3,264,143	$—	$3,264,143

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$24	$—	$—	$24
Liabilities:
Unrealized depreciation on futures contracts	(2,951)	—	—	(2,951)
Total	$(2,927)	$—	$—	$(2,927)

*	Futures contracts are not included in the fund’s investment portfolio.

344	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
State issuers	$—	$142,348	$—	$142,348
City, county & other issuers	—	124,758	—	124,758
Guam	—	4,969	—	4,969
Puerto Rico	—	4,104	—	4,104
Short-term securities	—	13,075	—	13,075
Total	$—	$289,254	$—	$289,254

	Other investments*
	Level 1	Level 2	Level 3	Total
Liabilities:
Unrealized depreciation on futures contracts	$(101)	$—	$—	$(101)

*	Futures contracts are not included in the fund’s investment portfolio.

4. Risk factors

Investing in each fund may involve certain risks including, but not limited to, those described below.

Market conditions — The prices of, and the income generated by, the securities held by the funds may decline — sometimes rapidly or unpredictably — due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the funds’ investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the funds may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in municipal securities — Municipal securities are debt obligations that are exempt from federal, state and/or local income taxes. The yield and/or value of the funds’ investments in municipal securities may be adversely affected by events tied to the municipal securities markets, which can be very volatile and significantly impacted by unfavorable legislative or political developments and negative changes in the financial conditions of municipal securities issuers and the economy. To the extent the funds invest in obligations of a municipal issuer, the volatility, credit quality and performance of the funds may be adversely impacted by local political and economic conditions of the issuer. For example, a credit rating downgrade, bond default or bankruptcy involving an issuer within a particular state or territory could affect the market values and marketability of many or all municipal obligations of that state or territory. Income from municipal securities held by the funds could also be declared taxable because of changes in tax laws or interpretations by taxing authorities or as a result of noncompliant conduct of a municipal issuer. Additionally, the relative amount of publicly available information about municipal securities is generally less than that for corporate securities.

American Funds Tax-Exempt Funds	345

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the funds may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the funds. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the funds failing to recoup the full amount of their initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Lower quality debt securities generally have higher rates of interest and may be subject to greater price fluctuations than higher quality debt securities. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the funds invest. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The funds’ investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the funds could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty. These risks may be increased with respect to investments in junk bonds.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the funds more susceptible to certain economic, political or regulatory occurrences. As a result, the funds have greater risk of volatility, and greater risk of loss, from the investments.

Risks of investing in municipal bonds of issuers within the state of California — Because The Tax-Exempt Fund of California invests primarily in securities of issuers within the state of California, the fund is more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds.

Risks of investing in municipal bonds of issuers within the state of New York — Because American Funds Tax-Exempt Fund of New York invests primarily in securities of issuers within the state of New York, the fund is more susceptible to factors adversely affecting issuers of New York securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, such factors may include political policy changes, tax base erosion, state constitutional limits on tax increases, budget deficits and other financial or economic difficulties, and changes in the credit ratings assigned to New York’s municipal issuers. New York’s economy and finances may be especially vulnerable to changes in the performance of the financial services sector, which historically has been volatile.

Management — The investment adviser to the funds actively manages the funds’ investments. Consequently, the funds are subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the funds to lose value or their investment results to lag relevant benchmarks or other funds with similar objectives.

346	American Funds Tax-Exempt Funds

5. Certain investment techniques

Unfunded commitments — American High-Income Municipal Bond Fund has participated in transactions that involve unfunded commitments, which may obligate the fund to purchase new or additional bonds if certain contingencies are met. As of July 31, 2021, the maximum exposure of unfunded bond commitments for American High-Income Municipal Bond Fund was $12,633,000, which would represent .12% of the net assets of the fund should such commitments become due.

Futures contracts — Each fund has entered into futures contracts, which provide for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument for a specified price, date, time and place designated at the time the contract is made. Futures contracts are used to strategically manage the fund’s interest rate sensitivity by increasing or decreasing the duration of the fund or a portion of the fund’s portfolio.

Upon entering into futures contracts, and to maintain the fund’s open positions in futures contracts, each fund is required to deposit with a futures broker, known as a futures commission merchant (“FCM”), in a segregated account in the name of the FCM an amount of cash, U.S. government securities or other liquid securities, known as initial margin. The margin required for a particular futures contract is set by the exchange on which the contract is traded to serve as collateral, and may be significantly modified from time to time by the exchange during the term of the contract.

On a daily basis, each fund pays or receives variation margin based on the increase or decrease in the value of the futures contracts and records variation margin on futures contracts in the statement of assets and liabilities. In addition, each fund segregates liquid assets equivalent to each fund’s outstanding obligations under the contract in excess of the initial margin and variation margin, if any. Futures contracts may involve a risk of loss in excess of the variation margin shown on each fund’s statement of assets and liabilities. Each fund records realized gains or losses at the time the futures contract is closed or expires. Net realized gains or losses and net unrealized appreciation or depreciation from futures contracts are recorded in each fund’s statement of operations.

The following table presents the average month-end notional amount of futures contracts while held for each fund (dollars in thousands):

Futures contracts
American Funds Short-Term Tax-Exempt Bond Fund	$46,390
Limited Term Tax-Exempt Bond Fund of America	215,360
The Tax-Exempt Bond Fund of America	565,042
American High-Income Municipal Bond Fund	221,825
The Tax-Exempt Fund of California	75,491
American Funds Tax-Exempt Fund of New York	2,586

The following tables identify the location of and fair value amounts on each fund’s statement of assets and liabilities and/or the effect on each fund’s statement of operations resulting from the funds’ use of futures contracts as of, or for the year ended, July 31, 2021 (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$112	Unrealized depreciation*	$470

		Net realized loss		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(598)	Net unrealized depreciation on futures contracts	$(358)

See end of tables for footnote.

American Funds Tax-Exempt Funds	347

Limited Term Tax-Exempt Bond Fund of America

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$439	Unrealized depreciation*	$4,199

		Net realized loss		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(2)	Net unrealized depreciation on futures contracts	$(3,760)

The Tax-Exempt Bond Fund of America

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$—	Unrealized depreciation*	$21,439

		Net realized gain		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$16,085	Net unrealized depreciation on futures contracts	$(11,261)

American High-Income Municipal Bond Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$57	Unrealized depreciation*	$9,702

		Net realized gain		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$7,487	Net unrealized depreciation on futures contracts	$(7,053)

The Tax-Exempt Fund of California

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$24	Unrealized depreciation*	$2,951

		Net realized gain		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$681	Net unrealized depreciation on futures contracts	$(2,927)

See end of tables for footnote.

348	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$—	Unrealized depreciation*	$101

		Net realized gain		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$28	Net unrealized depreciation on futures contracts	$(101)

*	Includes cumulative appreciation/depreciation on futures contracts as reported in the applicable table following each fund’s investment portfolio. Only current day’s variation margin is reported within each fund’s statement of assets and liabilities.

Collateral — Each fund participates in a collateral program due to its use of futures contracts that calls for each fund to either receive or pledge highly liquid assets, such as cash or U.S. government securities, as collateral for initial and variation margin by contract. The purpose of the collateral is to cover potential losses that could occur in the event that either party cannot meet its contractual obligation. Non-cash collateral pledged by each fund, if any, is disclosed in each fund’s investment portfolio, and cash collateral pledged by each fund, if any, is held in a segregated account with each fund’s custodian, which is reflected as pledged cash collateral in each fund’s statement of assets and liabilities.

6. Taxation and distributions

Federal income taxation — Each fund complies with the requirements under Subchapter M of the Internal Revenue Code applicable to mutual funds and intends to distribute substantially all of its net tax-exempt income and net capital gains each year. Generally, income earned by each fund is exempt from federal income taxes; however, each fund may earn taxable income from certain investments. The funds are not subject to income taxes to the extent such taxable income and net capital gains are distributed. To the extent the funds recognize taxable income, the funds may pay tax on such income in lieu of making distributions; amounts paid are included within federal, state and local taxes on the funds’ statements of operations.

As of and during the year ended July 31, 2021, none of the funds had a liability for any unrecognized tax benefits. Each fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in their respective statements of operations. During the period, none of the funds incurred any significant interest or penalties.

Each fund’s tax returns are generally not subject to examination by federal, state and, if applicable, non-U.S. tax authorities after the expiration of each jurisdiction’s statute of limitations, which is typically three years after the date of filing but can be extended in certain jurisdictions.

Distributions — Distributions determined on a tax basis may differ from net investment income and net realized gains for financial reporting purposes. These differences are due primarily to different treatment for items such as short-term capital gains and losses; capital losses related to sales of certain securities within 30 days of purchase; deferred expenses; cost of investments sold; paydowns on fixed-income securities; net capital losses; amortization of premiums and discounts and income on certain investments. The fiscal year in which amounts are distributed may differ from the year in which the net investment income and net realized gains are recorded by the funds for financial reporting purposes. The funds may also designate a portion of the amount paid to redeeming shareholders as a distribution for tax purposes.

American Funds Tax-Exempt Funds	349

Additional tax basis disclosures for each fund as of July 31, 2021, were as follows (dollars in thousands):

	American Funds Short-Term Tax-Exempt Bond Fund	Limited Term Tax-Exempt Bond Fund of America	The Tax-Exempt Bond Fund of America	American High-Income Municipal Bond Fund	The Tax-Exempt Fund of California	American Funds Tax-Exempt Fund of New York
Undistributed ordinary income	$3,525	$19,067	$19,379	$28,014	$3,108	$317
Undistributed tax-exempt income	132	915	4,029	2,573	695	78
Undistributed long-term capital gains	—	7,852	76,806	16,595	—	1,891
Capital loss carryforward utilized	—	—	3,464	1,025	—	—
Gross unrealized appreciation on investments	23,419	190,334	1,818,653	868,307	210,239	21,238
Gross unrealized depreciation on investments	(719)	(5,332)	(40,307)	(45,028)	(3,007)	(101)
Net unrealized appreciation on investments	22,700	185,002	1,778,346	823,279	207,232	21,137
Cost of investments	1,807,673	7,566,677	26,397,325	10,191,957	3,053,984	268,016
Reclassification from (to) total distributable earnings/accumulated loss to (from) capital paid in on shares of beneficial interest	481	2,100	9,405	2,783	(2,700)	313

The tax character of distributions paid or accrued to shareholders was as follows (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

	Year ended July 31, 2021							Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income		Long-term capital gains	Total distributions paid or accrued		Tax-exempt income		Ordinary income	Long-term capital gains	Total distributions paid or accrued
Class A	$7,208		$2,898		$—	$10,106		$10,432		$—	$—	$10,432
Class T	—	*	—	*	—	—	*	—	*	—	—	—	*
Class F-1	49		30		—	79		76		—	—	76
Class F-2	2,136		727		—	2,863		2,767		—	—	2,767
Class F-3	834		258		—	1,092		820		—	—	820
Class R-6	1,681		527		—	2,208		2,000		—	—	2,000
Total	$11,908		$4,440		$—	$16,348		$16,095		$—	$—	$16,095

Limited Term Tax-Exempt Bond Fund of America

	Year ended July 31, 2021								Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued
Class A	$37,994		$11,071		$11,552		$60,617		$51,681		$6,786		$4,004		$62,471
Class C	43		45		47		135		155		36		21		212
Class T	—	*	—	*	—	*	—	*	—	*	—	*	—	*	—	*
Class F-1	944		304		318		1,566		1,070		135		80		1,285
Class F-2	11,785		2,757		2,877		17,419		10,761		1,194		704		12,659
Class F-3	8,480		1,531		1,597		11,608		6,719		721		425		7,865
Class R-6	10,517		2,229		2,326		15,072		7,229		668		394		8,291
Total	$69,763		$17,937		$18,717		$106,417		$77,615		$9,540		$5,628		$92,783

See end of tables for footnote.

350	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America

	Year ended July 31, 2021								Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income	Long-term capital gains	Total distributions paid or accrued
Class A	$280,111		$5,041		$15,518		$300,670		$285,421		$—	$—	$285,421
Class C	4,912		140		431		5,483		7,039		—	—	7,039
Class T	—	*	—	*	—	*	—	*	—	*	—	—	—	*
Class F-1	5,945		119		367		6,431		7,958		—	—	7,958
Class F-2	104,621		1,708		5,259		111,588		83,501		—	—	83,501
Class F-3	150,715		2,168		6,673		159,556		197,407		—	—	197,407
Class R-6	12,546		190		584		13,320		19,076		—	—	19,076
Total	$558,850		$9,366		$28,832		$597,048		$600,402		$—	$—	$600,402

American High-Income Municipal Bond Fund

	Year ended July 31, 2021							Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income	Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income	Long-term capital gains		Total distributions paid or accrued
Class A	$155,386		$—	$7,820		$163,206		$161,489		$—	$4,226		$165,715
Class C	4,549		—	303		4,852		6,235		—	207		6,442
Class T	—	*	—	—	*	—	*	—	*	—	—	*	—	*
Class F-1	4,013		—	213		4,226		5,712		—	158		5,870
Class F-2	45,487		—	2,050		47,537		41,771		—	1,027		42,798
Class F-3	46,671		—	2,023		48,694		36,247		—	852		37,099
Class R-6	29,613		—	1,301		30,914		28,067		—	661		28,728
Total	$285,719		$—	$13,710		$299,429		$279,521		$—	$7,131		$286,652

The Tax-Exempt Fund of California

	Year ended July 31, 2021							Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income	Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued
Class A	$41,300		$—	$7,784		$49,084		$45,105		$1,734		$7,730		$54,569
Class C	753		—	227		980		1,131		63		282		1,476
Class T	—	*	—	—	*	—	*	—	*	—	*	—	*	—	*
Class F-1	1,423		—	296		1,719		1,671		68		301		2,040
Class F-2	13,432		—	2,367		15,799		12,097		415		1,851		14,363
Class F-3	8,817		—	1,411		10,228		7,654		266		1,187		9,107
Total	$65,725		$—	$12,085		$77,810		$67,658		$2,546		$11,351		$81,555

American Funds Tax-Exempt Fund of New York

	Year ended July 31, 2021							Year ended July 31, 2020
Share class	Tax-exempt income		Ordinary income	Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income	Long-term capital gains	Total distributions paid or accrued
Class A	$4,786		$—	$79		$4,865		$5,125		$—	$—	$5,125
Class C	140		—	3		143		189		—	—	189
Class T	—	*	—	—	*	—	*	—	*	—	—	—	*
Class F-1	64		—	2		66		54		—	—	54
Class F-2	685		—	10		695		787		—	—	787
Class F-3	844		—	11		855		863		—	—	863
Total	$6,519		$—	$105		$6,624		$7,018		$—	$—	$7,018

*	Amount less than one thousand.

American Funds Tax-Exempt Funds	351

7. Fees and transactions with related parties

CRMC, the funds’ investment adviser, is the parent company of American Funds Distributors®, Inc. (“AFD”), the principal underwriter of the funds’ shares, and American Funds Service Company® (“AFS”), the funds’ transfer agent. CRMC, AFD and AFS are considered related parties to each fund.

Investment advisory services — Each fund has an investment advisory and service agreement with CRMC that provides for monthly fees accrued daily. These fees are based on annual rates that generally decrease as net asset levels increase. On March 10, 2021, the fund’s board of trustees approved an amended investment advisory and service agreement effective May 1, 2021, decreasing the annual rate to 0.140% on daily net assets in excess of $6 billion for Limited Term Tax-Exempt Bond Fund of America. CRMC waived investment advisory services fees of $27,000 in advance of the amended investment advisory agreement. CRMC does not intend to recoup this waiver. As a result, the fees shown on the fund’s statement of operations of $12,927,000 were reduced to $12,900,000, both of which were equivalent to an annualized rate of 0.197% of average daily net assets.

The range of rates, net asset levels, gross income levels and annualized rates of average net assets for each fund are as follows:

	Rates		Net asset level (in billions)		Rates		Monthly gross income		Annualized rates for the year ended
Fund	Beginning with	Ending with	Up to	In excess of	Beginning with	Ending with	Up to	In excess of	July 31, 2021
American Funds Short-Term Tax-Exempt Bond Fund	.341%	.261%	$1.5	$1.5					.333%
Limited Term Tax-Exempt Bond Fund of America	.300	.140	.06	6.0	3.00%	2.50%	$3,333,333	$3,333,333	.197
The Tax-Exempt Bond Fund of America	.300	.105	.06	28.0	3.00	2.00	3,333,333	8,333,333	.185
American High-Income Municipal Bond Fund	.300	.135	.06	10.0	3.00	2.50	3,333,333	3,333,333	.250
The Tax-Exempt Fund of California	.300	.160	.06	3.0	3.00	2.50	3,333,333	3,333,333	.264
American Funds Tax-Exempt Fund of New York	.204		all		3.00	2.50	3,333,333	3,333,333	.288

Class-specific fees and expenses — Expenses that are specific to individual share classes are accrued directly to the respective share class of each fund. The principal class-specific fees and expenses are described below:

Distribution services — Each fund has plans of distribution for all share classes, except Class F-2, F-3 and R-6 shares, if applicable. Under the plans, each fund’s board of trustees approves certain categories of expenses that are used to finance activities primarily intended to sell fund shares and service existing accounts. The plans provide for payments based on an annualized percentage of average daily net assets. In some cases, the boards of trustees have limited the amounts that may be paid to less than the maximum allowed by the plans. All share classes with a plan may use the allotted percentage of average daily net assets to pay service fees, or to compensate AFD for paying service fees, to firms that have entered into agreements with AFD to provide certain shareholder services. The remaining amounts available to be paid under each plan are paid to dealers to compensate them for their sales activities.

	American Funds Short-Term Tax-Exempt Bond Fund		Limited Term Tax-Exempt Bond Fund of America		The Tax-Exempt Bond Fund of America
Share class	Currently approved limits	Plan limits	Currently approved limits	Plan limits	Currently approved limits	Plan limits
Class A	0.15%	0.15%	0.30%	0.30%	0.25%	0.25%
Class C	Not applicable	Not applicable	1.00	1.00	1.00	1.00
Classes T and F-1	0.25	0.50	0.25	0.50	0.25	0.50

352	American Funds Tax-Exempt Funds

	American High-Income Municipal Bond Fund		The Tax-Exempt Fund of California		American Funds Tax-Exempt Fund of New York
Share class	Currently approved limits	Plan limits	Currently approved limits	Plan limits	Currently approved limits	Plan limits
Class A	0.30%	0.30%	0.25%	0.25%	0.25%	0.30%
Class C	1.00	1.00	1.00	1.00	1.00	1.00
Classes T and F-1	0.25	0.50	0.25	0.50	0.25	0.50

For Class A shares, distribution-related expenses include the reimbursement of dealer and wholesaler commissions paid by AFD for certain shares sold without a sales charge. This share class of each fund reimburses AFD for amounts billed within the prior 15 months but only to the extent that the overall annual expense limit is not exceeded. As of July 31, 2021, unreimbursed expenses subject to reimbursement for Class A shares of each fund were as follows (dollars in thousands):

Fund	Class A
American Funds Short-Term Tax-Exempt Bond Fund	$2,928
Limited-Term Tax-Exempt Bond Fund of America	4,237
The Tax-Exempt Bond Fund of America	14,846
American High-Income Municipal Bond Fund	1,181
The Tax-Exempt Fund of California	1,523
American Funds Tax-Exempt Fund of New York	147

Transfer agent services — Each fund has a shareholder services agreement with AFS under which each fund compensates AFS for providing transfer agent services to each of the funds’ share classes. These services include recordkeeping, shareholder communications and transaction processing. In addition, each fund reimburses AFS for amounts paid to third parties for performing transfer agent services on behalf of its respective fund shareholders.

Administrative services — Each fund has an administrative services agreement with CRMC under which each fund compensates CRMC for providing administrative services to each of the funds’ share classes. Administrative services are provided by CRMC and its affiliates to help assist third parties providing non-distribution services to fund shareholders. These services include providing in depth information on each fund and market developments that impact each fund’s investments. Administrative services also include, but are not limited to, coordinating, monitoring and overseeing third parties that provide services to each fund’s shareholders. The agreement provides each fund the ability to charge an administrative services fee at the annual rate of 0.05% of the average daily net assets attributable to each share class of each fund. Currently the funds pay an administrative services fee at the annual rate of 0.03% of the average daily net assets attributable to each share class of each fund for CRMC’s provision of administrative services.

For the year ended July 31, 2021, class-specific expenses under the agreements for each fund were as follows (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$1,614	$369		$323
Class T	—	—	*	—	*
Class F-1	24	12		3
Class F-2	Not applicable	178		81
Class F-3	Not applicable	1		30
Class R-6	Not applicable	1		59
Total class-specific expenses	$1,638	$561		$496

Limited Term Tax-Exempt Bond Fund of America

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$11,876	$1,372		$1,188
Class C	166	6		5
Class T	—	—	*	—	*
Class F-1	249	120		30
Class F-2	Not applicable	997		298
Class F-3	Not applicable	8		203
Class R-6	Not applicable	3		245
Total class-specific expenses	$12,291	$2,506		$1,969

See end of tables for footnote.

American Funds Tax-Exempt Funds	353

The Tax-Exempt Bond Fund of America

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$33,938	$4,337		$4,072
Class C	3,725	121		112
Class T	—	—	*	—	*
Class F-1	745	348		90
Class F-2	Not applicable	4,994		1,405
Class F-3	Not applicable	119		1,925
Class R-6	Not applicable	4		161
Total class-specific expenses	$38,408	$9,923		$7,765

American High-Income Municipal Bond Fund

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$15,831	$2,396		$1,583
Class C	2,016	93		61
Class T	—	—	*	—	*
Class F-1	341	162		41
Class F-2	Not applicable	1,499		430
Class F-3	Not applicable	32		429
Class R-6	Not applicable	5		271
Total class-specific expenses	$18,188	$4,187		$2,815

The Tax-Exempt Fund of California

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$4,938	$402		$593
Class C	560	11		17
Class T	—	—	*	—	*
Class F-1	177	81		21
Class F-2	Not applicable	570		178
Class F-3	Not applicable	4		112
Total class-specific expenses	$5,675	$1,068		$921

American Funds Tax-Exempt Fund of New York

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$549	$64		$66
Class C	98	3		3
Class T	—	—	*	—	*
Class F-1	6	2		1
Class F-2	Not applicable	30		9
Class F-3	Not applicable	—	*	10
Total class-specific expenses	$653	$99		$89

*	Amount less than one thousand.

Miscellaneous fee reimbursements — CRMC reimbursed a portion of miscellaneous fees and expenses of American Funds Short-Term Tax-Exempt Bond Fund and American Funds Tax-Exempt Fund of New York. Miscellaneous fees and expenses exclude investment advisory services fees and distribution services fees. For the year ended July 31, 2021, total fees and expenses reimbursed by CRMC were $49,000 and $161,000 for American Funds Short-Term Tax-Exempt Bond Fund and American Funds Tax-Exempt Fund of New York, respectively. CRMC does not intend to recoup these reimbursements. These reimbursements may be adjusted or discontinued by CRMC, subject to any restrictions in the series’ prospectus. Fees and expenses in each fund’s statement of operations are presented gross of any reimbursements from CRMC.

Trustees’ deferred compensation — Trustees who are unaffiliated with CRMC may elect to defer the cash payment of part or all of their compensation. These deferred amounts, which remain as liabilities of each fund, are treated as if invested in shares of the funds or other American Funds. These amounts represent general, unsecured liabilities of each fund and vary according to the total returns of the selected funds. Trustees’ compensation in the funds’ statements of operations reflects the current fees (either paid in cash or deferred) and a net increase in the value of the following deferred amounts (dollars in thousands):

Fund	Current fees	Increase in value of deferred amounts	Total trustees’ compensation
American Funds Short-Term Tax-Exempt Bond Fund	$6	$9	$15
Limited Term Tax-Exempt Bond Fund of America	25	31	56
The Tax-Exempt Bond Fund of America	108	206	314
American High-Income Municipal Bond Fund	36	37	73
The Tax-Exempt Fund of California	13	29	42
American Funds Tax-Exempt Fund of New York	1	1	2

Affiliated officers and trustees — Officers and certain trustees of the funds are or may be considered to be affiliated with CRMC, AFD and AFS. No affiliated officers or trustees received any compensation directly from the funds.

354	American Funds Tax-Exempt Funds

Security transactions with related funds — Each fund may purchase securities from, or sell securities to, other CRMC-managed funds (or funds managed by certain affiliates of CRMC) under procedures adopted by each fund’s board of trustees. The funds involved in such transactions are considered related by virtue of having a common investment adviser (or affiliated investment advisers), common trustees and/or common officers. When such transactions occur, each transaction is executed at the current market price of the security and no brokerage commissions or fees are paid in accordance with Rule 17a-7 of the 1940 Act.

The following table presents purchase and sale transactions between each fund and related funds, and the net realized gain or loss from such sales, if any, as of July 31, 2021 (dollars in thousands):

Fund	Purchases	Sales	Net realized gain
American Funds Short-Term Tax-Exempt Bond Fund	$6,273	$—	$—
Limited Term Tax-Exempt Bond Fund of America	27,992	20,924	320
The Tax-Exempt Bond Fund of America	323,585	80,810	2,795
American High-Income Municipal Bond Fund	12,423	7,138	165
The Tax-Exempt Fund of California	6,318	18,205	1,157

Interfund lending — Pursuant to an exemptive order issued by the SEC, the funds, along with other CRMC-managed funds (or funds managed by certain affiliates of CRMC), may participate in an interfund lending program. The program provides an alternate credit facility that permits the funds to lend or borrow cash for temporary purposes directly to or from one another, subject to the conditions of the exemptive order. None of the funds lent or borrowed cash during the year ended July 31, 2021.

8. Committed line of credit

American High-Income Municipal Bond Fund participates with other funds managed by CRMC (or funds managed by certain affiliates of CRMC) in a $1.5 billion credit facility (the “line of credit”) to be utilized for temporary purposes to support shareholder redemptions. The fund has agreed to pay commitment fees on its pro-rata portion of the line of credit, which are reflected in other expenses in the fund’s statement of operations. The fund did not borrow on this line of credit at any time during the year ended July 31, 2021.

9. Indemnifications

The series’ organizational documents provide board members and officers with indemnification against certain liabilities or expenses in connection with the performance of their duties to the series. In the normal course of business, the series may also enter into contracts that provide general indemnifications. Each fund’s maximum exposure under these arrangements is unknown since it is dependent on future claims that may be made against the series. The risk of material loss from such claims is considered remote. Insurance policies are also available to the series’ board members and officers.

American Funds Tax-Exempt Funds	355

10. Capital share transactions

Capital share transactions in the funds were as follows (dollars and shares in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

	Sales*		Reinvestments of distributions		Repurchases*		Net increase
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$522,751	50,548	$9,969	964	$(306,117)	(29,612)	$226,603	21,900
Class T	—	—	—	—	—	—	—	—
Class F-1	4,519	437	77	8	(4,460)	(432)	136	13
Class F-2	167,067	16,150	2,732	264	(97,137)	(9,398)	72,662	7,016
Class F-3	93,938	9,079	1,087	105	(61,994)	(5,999)	33,031	3,185
Class R-6	73,040	7,061	2,208	214	(7,358)	(712)	67,890	6,563
Total net increase (decrease)	$861,315	83,275	$16,073	1,555	$(477,066)	(46,153)	$400,322	38,677

Year ended July 31, 2020

Class A	$373,979	36,640	$10,226	1,000	$(228,884)	(22,440)	$155,321	15,200
Class T	—	—	—	—	—	—	—	—
Class F-1	4,080	401	75	7	(2,707)	(265)	1,448	143
Class F-2	116,260	11,402	2,615	256	(86,597)	(8,506)	32,278	3,152
Class F-3	52,549	5,138	805	79	(32,828)	(3,208)	20,526	2,009
Class R-6	39,953	3,893	2,000	196	(13,526)	(1,333)	28,427	2,756
Total net increase (decrease)	$586,821	57,474	$15,721	1,538	$(364,542)	(35,752)	$238,000	23,260

Limited Term Tax-Exempt Bond Fund of America

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$1,316,355	81,272	$59,202	3,657	$(639,648)	(39,511)	$735,909	45,418
Class C	9,972	616	134	8	(7,828)	(483)	2,278	141
Class T	—	—	—	—	—	—	—	—
Class F-1	59,971	3,701	1,523	94	(71,952)	(4,444)	(10,458)	(649)
Class F-2	678,297	41,894	16,357	1,010	(286,987)	(17,730)	407,667	25,174
Class F-3	762,854	47,179	11,431	706	(156,385)	(9,667)	617,900	38,218
Class R-6	273,226	16,872	15,072	932	(18,889)	(1,168)	269,409	16,636
Total net increase (decrease)	$3,100,675	191,534	$103,719	6,407	$(1,181,689)	(73,003)	$2,022,705	124,938

Year ended July 31, 2020

Class A	$922,993	57,964	$60,685	3,807	$(568,450)	(35,807)	$415,228	25,964
Class C	6,327	399	211	13	(8,321)	(521)	(1,783)	(109)
Class T	—	—	—	—	—	—	—	—
Class F-1	56,211	3,517	1,237	78	(22,421)	(1,411)	35,027	2,184
Class F-2	451,876	28,341	11,497	721	(199,074)	(12,585)	264,299	16,477
Class F-3	202,780	12,748	7,712	484	(103,320)	(6,523)	107,172	6,709
Class R-6	396,036	24,844	8,293	519	(31,725)	(2,004)	372,604	23,359
Total net increase (decrease)	$2,036,223	127,813	$89,635	5,622	$(933,311)	(58,851)	$1,192,547	74,584

See end of tables for footnote.

356	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$2,854,731	209,896	$288,312	21,218	$(1,452,817)	(106,831)	$1,690,226	124,283
Class C	80,639	5,931	5,359	394	(99,296)	(7,303)	(13,298)	(978)
Class T	—	—	—	—	—	—	—	—
Class F-1	58,284	4,283	6,111	450	(112,632)	(8,273)	(48,237)	(3,540)
Class F-2	2,214,965	162,973	106,621	7,844	(756,386)	(55,606)	1,565,200	115,211
Class F-3	2,260,304	166,110	156,374	11,515	(3,751,452)	(277,206)	(1,334,774)	(99,581)
Class R-6	142,452	10,453	13,321	980	—	—	155,773	11,433
Total net increase (decrease)	$7,611,375	559,646	$576,098	42,401	$(6,172,583)	(455,219)	$2,014,890	146,828

Year ended July 31, 2020

Class A	$2,817,721	211,572	$271,853	20,392	$(1,548,830)	(117,338)	$1,540,744	114,626
Class C	111,932	8,405	6,792	510	(156,387)	(11,749)	(37,663)	(2,834)
Class T	—	—	—	—	—	—	—	—
Class F-1	88,172	6,632	7,560	567	(125,359)	(9,496)	(29,627)	(2,297)
Class F-2	1,761,475	133,004	79,161	5,938	(872,987)	(66,239)	967,649	72,703
Class F-3	2,467,620	185,647	194,954	14,623	(1,414,411)	(107,484)	1,248,163	92,786
Class R-6	126,083	9,436	19,074	1,430	(360,298)	(27,543)	(215,141)	(16,677)
Total net increase (decrease)	$7,373,003	554,696	$579,394	43,460	$(4,478,272)	(339,849)	$3,474,125	258,307

American High-Income Municipal Bond Fund

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$1,128,488	67,594	$156,721	9,429	$(603,881)	(36,340)	$681,328	40,683
Class C	40,427	2,416	4,694	283	(51,906)	(3,122)	(6,785)	(423)
Class T	—	—	—	—	—	—	—	—
Class F-1	28,291	1,690	4,073	246	(62,136)	(3,722)	(29,772)	(1,786)
Class F-2	725,246	43,509	43,171	2,593	(269,583)	(16,266)	498,834	29,836
Class F-3	898,367	53,981	47,235	2,835	(208,978)	(12,630)	736,624	44,186
Class R-6	186,242	11,121	30,916	1,858	—	—	217,158	12,979
Total net increase (decrease)	$3,007,061	180,311	$286,810	17,244	$(1,196,484)	(72,080)	$2,097,387	125,475

Year ended July 31, 2020

Class A	$1,035,359	63,794	$158,347	9,809	$(898,727)	(56,751)	$294,979	16,852
Class C	54,928	3,369	6,131	380	(92,269)	(5,763)	(31,210)	(2,014)
Class T	—	—	—	—	—	—	—	—
Class F-1	46,431	2,885	5,688	352	(82,518)	(5,225)	(30,399)	(1,988)
Class F-2	567,327	35,284	38,415	2,379	(514,100)	(32,628)	91,642	5,035
Class F-3	427,367	26,650	36,287	2,248	(264,769)	(16,777)	198,885	12,121
Class R-6	120,984	7,352	28,726	1,781	(32,893)	(2,120)	116,817	7,013
Total net increase (decrease)	$2,252,396	139,334	$273,594	16,949	$(1,885,276)	(119,264)	$640,714	37,019

See end of tables for footnote.

American Funds Tax-Exempt Funds	357

The Tax-Exempt Fund of California

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$262,249	14,306	$45,537	2,487	$(242,627)	(13,246)	$65,159	3,547
Class C	8,400	458	964	53	(16,484)	(901)	(7,120)	(390)
Class T	—	—	—	—	—	—	—	—
Class F-1	11,214	614	1,635	89	(21,531)	(1,174)	(8,682)	(471)
Class F-2	195,360	10,661	14,121	771	(130,573)	(7,130)	78,908	4,302
Class F-3	139,166	7,594	10,183	556	(35,884)	(1,955)	113,465	6,195
Total net increase (decrease)	$616,389	33,633	$72,440	3,956	$(447,099)	(24,406)	$241,730	13,183

Year ended July 31, 2020

Class A	$340,364	18,822	$50,595	2,800	$(253,642)	(14,179)	$137,317	7,443
Class C	17,175	948	1,431	79	(28,233)	(1,567)	(9,627)	(540)
Class T	—	—	—	—	—	—	—	—
Class F-1	16,516	919	1,900	105	(19,228)	(1,075)	(812)	(51)
Class F-2	242,937	13,502	12,688	703	(126,109)	(7,059)	129,516	7,146
Class F-3	115,794	6,435	9,083	502	(48,574)	(2,741)	76,303	4,196
Total net increase (decrease)	$732,786	40,626	$75,697	4,189	$(475,786)	(26,621)	$332,697	18,194

American Funds Tax-Exempt Fund of New York

	Sales*		Reinvestments of distributions		Repurchases*		Net (decrease) increase
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended July 31, 2021

Class A	$29,768	2,656	$4,090	366	$(52,280)	(4,647)	$(18,422)	(1,625)
Class C	3,060	271	131	11	(2,332)	(209)	859	73
Class T	—	—	—	—	—	—	—	—
Class F-1	5,538	496	54	5	(5,471)	(485)	121	16
Class F-2	8,417	753	689	61	(6,170)	(552)	2,936	262
Class F-3	10,069	899	855	77	(6,242)	(559)	4,682	417
Total net increase (decrease)	$56,852	5,075	$5,819	520	$(72,495)	(6,452)	$(9,824)	(857)

Year ended July 31, 2020

Class A	$42,411	3,853	$4,143	377	$(28,234)	(2,593)	$18,320	1,637
Class C	2,562	232	173	16	(4,294)	(391)	(1,559)	(143)
Class T	—	—	—	—	—	—	—	—
Class F-1	2,867	258	42	4	(2,544)	(229)	365	33
Class F-2	11,748	1,072	761	69	(13,850)	(1,282)	(1,341)	(141)
Class F-3	8,370	762	863	78	(8,996)	(828)	237	12
Total net increase (decrease)	$67,958	6,177	$5,982	544	$(57,918)	(5,323)	$16,022	1,398

*	Includes exchanges between share classes of the fund.

11. Investment transactions

Each fund made purchases and sales of investment securities, excluding short-term securities and U.S. government obligations, if any, during the year ended July 31, 2021, as follows (dollars in thousands):

Fund	Purchases	Sales
American Funds Short-Term Tax-Exempt Bond Fund	$931,878	$703,486
Limited Term Tax-Exempt Bond Fund of America	3,725,716	2,419,500
The Tax-Exempt Bond Fund of America	5,937,557	4,899,658
American High-Income Municipal Bond Fund	3,192,094	2,008,133
The Tax-Exempt Fund of California	638,173	487,274
American Funds Tax-Exempt Fund of New York	67,058	84,926

358	American Funds Tax-Exempt Funds

12. Ownership concentration

At July 31, 2021, American Funds Tax-Exempt Preservation Portfolio held 13% of the outstanding shares of American Funds Short-Term Tax-Exempt Bond Fund. CRMC is the investment adviser to both of the funds.

American Funds Tax-Exempt Funds	359

Financial highlights

American Funds Short-Term Tax-Exempt Bond Fund

		Income from investment operations[1]				Dividends and distributions
Year ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations		Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)		Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class A:
7/31/2021	$10.37	$.07	$(.01)	$.06		$(.07)	$(.03)	$(.10)	$10.33	.56%		$1,161		.57%		.57%		.68%
7/31/2020	10.19	.13	.18	.31		(.13)	—	(.13)	10.37	3.07		938		.58		.58		1.27
7/31/2019	10.04	.16	.15	.31		(.16)	—	(.16)	10.19	3.09		767		.59		.59		1.56
7/31/2018	10.15	.13	(.11)	.02		(.13)	—	(.13)	10.04	.24		752		.58		.58		1.33
7/31/2017	10.22	.12	(.07)	.05		(.12)	—	(.12)	10.15	.46		739		.59		.59		1.15
Class T:
7/31/2021	10.37	.09	(.01)	.08		(.09)	(.03)	(.12)	10.33	.72	[4]	—	[5]	.42	[4]	.42	[4]	.84	[4]
7/31/2020	10.19	.15	.18	.33		(.15)	—	(.15)	10.37	3.22	[4]	—	[5]	.43	[4]	.42	[4]	1.43	[4]
7/31/2019	10.04	.17	.15	.32		(.17)	—	(.17)	10.19	3.20	[4]	—	[5]	.47	[4]	.47	[4]	1.67	[4]
7/31/2018	10.15	.15	(.11)	.04		(.15)	—	(.15)	10.04	.36	[4]	—	[5]	.47	[4]	.47	[4]	1.44	[4]
7/31/2017[6,7]	10.11	.04	.04	.08		(.04)	—	(.04)	10.15	.82	[4,8]	—	[5]	.15	[4,8]	.15	[4,8]	.42	[4,8]
Class F-1:
7/31/2021	10.37	.05	(.01)	.04		(.05)	(.03)	(.08)	10.33	.37		9		.76		.76		.51
7/31/2020	10.19	.11	.18	.29		(.11)	—	(.11)	10.37	2.87		9		.77		.76		1.08
7/31/2019	10.04	.13	.15	.28		(.13)	—	(.13)	10.19	2.85		7		.81		.81		1.34
7/31/2018	10.15	.11	(.11)	—	[9]	(.11)	—	(.11)	10.04	.02		7		.80		.80		1.10
7/31/2017	10.22	.09	(.07)	.02		(.09)	—	(.09)	10.15	.23		9		.82		.82		.92
Class F-2:
7/31/2021	10.37	.08	(.01)	.07		(.08)	(.03)	(.11)	10.33	.68		290		.45		.45		.80
7/31/2020	10.19	.14	.18	.32		(.14)	—	(.14)	10.37	3.19		218		.46		.45		1.40
7/31/2019	10.04	.17	.15	.32		(.17)	—	(.17)	10.19	3.17		182		.49		.49		1.67
7/31/2018	10.15	.14	(.11)	.03		(.14)	—	(.14)	10.04	.28		52		.54		.54		1.37
7/31/2017	10.22	.12	(.07)	.05		(.12)	—	(.12)	10.15	.49		47		.57		.57		1.17

See end of table for footnotes.

360	American Funds Tax-Exempt Funds

Financial highlights (continued)

American Funds Short-Term Tax-Exempt Bond Fund (continued)

		Income from investment operations[1]			Dividends and distributions
Year ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)	Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class F-3:
7/31/2021	$10.37	$.09	$(.01)	$.08	$(.09)	$(.03)	$(.12)	$10.33	.75%		$107	.39%		.38%		.86%
7/31/2020	10.19	.15	.18	.33	(.15)	—	(.15)	10.37	3.25		74	.40		.39		1.44
7/31/2019	10.04	.17	.15	.32	(.17)	—	(.17)	10.19	3.23		52	.44		.44		1.71
7/31/2018	10.15	.15	(.11)	.04	(.15)	—	(.15)	10.04	.38		45	.44		.44		1.45
7/31/2017[6,10]	10.07	.07	.08	.15	(.07)	—	(.07)	10.15	1.49	[8]	77	.47	[11]	.47	[11]	1.35	[11]
Class R-6:
7/31/2021	10.37	.09	(.01)	.08	(.09)	(.03)	(.12)	10.33	.75		229	.39		.38		.86
7/31/2020	10.19	.15	.18	.33	(.15)	—	(.15)	10.37	3.26		162	.39		.39		1.46
7/31/2019	10.04	.17	.15	.32	(.17)	—	(.17)	10.19	3.24		132	.43		.43		1.71
7/31/2018	10.15	.15	(.11)	.04	(.15)	—	(.15)	10.04	.38		122	.44		.44		1.48
7/31/2017[6,12]	10.09	.05	.06	.11	(.05)	—	(.05)	10.15	1.20	[8]	127	.17	[8]	.17	[8]	.51	[8]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	49%	65%	50%	34%	26%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	This column reflects the impact, if any, of certain reimbursements from CRMC. During some of the years shown, CRMC reimbursed a portion of miscellaneous fees and expenses.
[4]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[5]	Amount less than $1 million.
[6]	Based on operations for a period that is less than a full year.
[7]	Class T shares began investment operations on April 7, 2017.
[8]	Not annualized.
[9]	Amount less than $.01.
[10]	Class F-3 shares began investment operations on January 27, 2017.
[11]	Annualized.
[12]	Class R-6 shares began investment operations on March 17, 2017.

See notes to financial statements.

American Funds Tax-Exempt Funds	361

Financial highlights (continued)

Limited Term Tax-Exempt Bond Fund of America

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$16.23	$.16	$.08	$.24	$(.16)	$(.09)	$(.25)	$16.22	1.50%		$4,273		.58%		.98%
7/31/2020	15.93	.25	.36	.61	(.26)	(.05)	(.31)	16.23	3.88		3,539		.60		1.58
7/31/2019	15.52	.31	.41	.72	(.31)	—	(.31)	15.93	4.71		3,060		.59		2.00
7/31/2018	15.77	.31	(.25)	.06	(.31)	—	(.31)	15.52	.40		3,057		.59		2.00
7/31/2017	16.04	.32	(.27)	.05	(.32)	—	(.32)	15.77	.34		3,038		.59		2.04
Class C:
7/31/2021	16.23	.04	.08	.12	(.04)	(.09)	(.13)	16.22	.78		18		1.28		.28
7/31/2020	15.93	.13	.36	.49	(.14)	(.05)	(.19)	16.23	3.16		16		1.30		.89
7/31/2019	15.52	.20	.41	.61	(.20)	—	(.20)	15.93	3.94		18		1.33		1.27
7/31/2018	15.77	.20	(.25)	(.05)	(.20)	—	(.20)	15.52	(.34)		20		1.34		1.26
7/31/2017	16.04	.20	(.27)	(.07)	(.20)	—	(.20)	15.77	(.40)		25		1.33		1.30
Class T:
7/31/2021	16.23	.21	.08	.29	(.21)	(.09)	(.30)	16.22	1.80	[3]	—	[4]	.28	[3]	1.29	[3]
7/31/2020	15.93	.29	.36	.65	(.30)	(.05)	(.35)	16.23	4.18	[3]	—	[4]	.30	[3]	1.89	[3]
7/31/2019	15.52	.35	.41	.76	(.35)	—	(.35)	15.93	4.99	[3]	—	[4]	.33	[3]	2.27	[3]
7/31/2018	15.77	.36	(.25)	.11	(.36)	—	(.36)	15.52	.68	[3]	—	[4]	.33	[3]	2.26	[3]
7/31/2017[5,6]	15.68	.12	.09	.21	(.12)	—	(.12)	15.77	1.32	[3,7]	—	[4]	.10	[3,7]	.74	[3,7]
Class F-1:
7/31/2021	16.23	.15	.08	.23	(.15)	(.09)	(.24)	16.22	1.46		86		.61		.97
7/31/2020	15.93	.24	.36	.60	(.25)	(.05)	(.30)	16.23	3.85		97		.62		1.54
7/31/2019	15.52	.30	.41	.71	(.30)	—	(.30)	15.93	4.63		60		.67		1.93
7/31/2018	15.77	.30	(.25)	.05	(.30)	—	(.30)	15.52	.33		64		.66		1.93
7/31/2017	16.04	.31	(.27)	.04	(.31)	—	(.31)	15.77	.26		83		.67		1.96

See end of table for footnotes.

362	American Funds Tax-Exempt Funds

Financial highlights (continued)

Limited Term Tax-Exempt Bond Fund of America (continued)

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
7/31/2021	$16.23	$.20	$.08	$.28	$(.20)	$(.09)	$(.29)	$16.22	1.74%		$1,185	.34%		1.21%
7/31/2020	15.93	.28	.36	.64	(.29)	(.05)	(.34)	16.23	4.12		777	.36		1.81
7/31/2019	15.52	.34	.41	.75	(.34)	—	(.34)	15.93	4.91		500	.39		2.20
7/31/2018	15.77	.34	(.25)	.09	(.34)	—	(.34)	15.52	.58		353	.41		2.18
7/31/2017	16.04	.35	(.27)	.08	(.35)	—	(.35)	15.77	.51		309	.42		2.22
Class F-3:
7/31/2021	16.23	.21	.08	.29	(.21)	(.09)	(.30)	16.22	1.84		1,042	.24		1.27
7/31/2020	15.93	.30	.36	.66	(.31)	(.05)	(.36)	16.23	4.23		422	.26		1.91
7/31/2019	15.52	.36	.41	.77	(.36)	—	(.36)	15.93	5.02		308	.30		2.29
7/31/2018	15.77	.36	(.25)	.11	(.36)	—	(.36)	15.52	.70		187	.30		2.29
7/31/2017[5,8]	15.59	.19	.18	.37	(.19)	—	(.19)	15.77	2.37	[7]	112	.30	[9]	2.36	[9]
Class R-6:
7/31/2021	16.23	.21	.08	.29	(.21)	(.09)	(.30)	16.22	1.84		961	.24		1.31
7/31/2020	15.93	.30	.36	.66	(.31)	(.05)	(.36)	16.23	4.23		692	.26		1.88
7/31/2019	15.52	.36	.41	.77	(.36)	—	(.36)	15.93	5.02		307	.29		2.30
7/31/2018	15.77	.36	(.25)	.11	(.36)	—	(.36)	15.52	.70		284	.30		2.29
7/31/2017	16.04	.37	(.27)	.10	(.37)	—	(.37)	15.77	.63		296	.30		2.33

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	43%	56%	42%	28%	27%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[4]	Amount less than $1 million.
[5]	Based on operations for a period that is less than a full year.
[6]	Class T shares began investment operations on April 7, 2017.
[7]	Not annualized.
[8]	Class F-3 shares began investment operations on January 27, 2017.
[9]	Annualized.

See notes to financial statements.

American Funds Tax-Exempt Funds	363

Financial highlights (continued)

The Tax-Exempt Bond Fund of America

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$13.54	$.28	$.26	$.54	$(.28)	$(.02)	$(.30)	$13.78	4.06%		$14,558		.51%		2.07%
7/31/2020	13.29	.33	.25	.58	(.33)	—	(.33)	13.54	4.40		12,623		.52		2.46
7/31/2019	12.81	.37	.47	.84	(.36)	—	(.36)	13.29	6.71		10,868		.52		2.84
7/31/2018	12.98	.38	(.17)	.21	(.38)	—	(.38)	12.81	1.60		10,102		.53		2.91
7/31/2017	13.40	.40	(.42)	(.02)	(.40)	—	(.40)	12.98	(.09)		9,692		.53		3.12
Class C:
7/31/2021	13.54	.18	.26	.44	(.18)	(.02)	(.20)	13.78	3.28		370		1.26		1.33
7/31/2020	13.29	.23	.25	.48	(.23)	—	(.23)	13.54	3.64		376		1.26		1.73
7/31/2019	12.81	.27	.47	.74	(.26)	—	(.26)	13.29	5.88		407		1.31		2.06
7/31/2018	12.98	.27	(.17)	.10	(.27)	—	(.27)	12.81	.80		432		1.32		2.12
7/31/2017	13.40	.30	(.42)	(.12)	(.30)	—	(.30)	12.98	(.88)		474		1.32		2.33
Class T:
7/31/2021	13.54	.32	.26	.58	(.32)	(.02)	(.34)	13.78	4.32	[3]	—	[4]	.26	[3]	2.31	[3]
7/31/2020	13.29	.36	.25	.61	(.36)	—	(.36)	13.54	4.65	[3]	—	[4]	.27	[3]	2.70	[3]
7/31/2019	12.81	.40	.47	.87	(.39)	—	(.39)	13.29	6.93	[3]	—	[4]	.32	[3]	3.05	[3]
7/31/2018	12.98	.40	(.17)	.23	(.40)	—	(.40)	12.81	1.83	[3]	—	[4]	.32	[3]	3.12	[3]
7/31/2017[5,6]	12.85	.14	.13	.27	(.14)	—	(.14)	12.98	2.07	[3,7]	—	[4]	.10	[3,7]	1.06	[3,7]
Class F-1:
7/31/2021	13.54	.27	.26	.53	(.27)	(.02)	(.29)	13.78	3.97		270		.59		2.00
7/31/2020	13.29	.32	.25	.57	(.32)	—	(.32)	13.54	4.31		313		.60		2.39
7/31/2019	12.81	.36	.47	.83	(.35)	—	(.35)	13.29	6.58		338		.64		2.72
7/31/2018	12.98	.36	(.17)	.19	(.36)	—	(.36)	12.81	1.48		370		.65		2.80
7/31/2017	13.40	.39	(.43)	(.04)	(.38)	—	(.38)	12.98	(.22)		461		.66		2.99

See end of table for footnotes.

364	American Funds Tax-Exempt Funds

Financial highlights (continued)

The Tax-Exempt Bond Fund of America (continued)

		Income (loss) from investment operations[1]				Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations		Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
7/31/2021	$13.54	$.31	$.26	$.57		$(.31)	$(.02)	$(.33)	$13.78	4.24%		$5,469	.33%		2.24%
7/31/2020	13.29	.35	.25	.60		(.35)	—	(.35)	13.54	4.59		3,814	.34		2.63
7/31/2019	12.81	.39	.47	.86		(.38)	—	(.38)	13.29	6.86		2,778	.38		2.98
7/31/2018	12.98	.39	(.17)	.22		(.39)	—	(.39)	12.81	1.74		2,177	.39		3.05
7/31/2017	13.40	.42	(.42)	—	[8]	(.42)	—	(.42)	12.98	.03		1,909	.41		3.24
Class F-3:
7/31/2021	13.54	.32	.26	.58		(.32)	(.02)	(.34)	13.78	4.35		6,718	.23		2.36
7/31/2020	13.29	.36	.25	.61		(.36)	—	(.36)	13.54	4.70		7,950	.24		2.74
7/31/2019	12.81	.41	.47	.88		(.40)	—	(.40)	13.29	6.97		6,570	.27		3.09
7/31/2018	12.98	.41	(.17)	.24		(.41)	—	(.41)	12.81	1.84		5,397	.28		3.11
7/31/2017[5,9]	12.75	.22	.23	.45		(.22)	—	(.22)	12.98	3.54	[7]	1,555	.29	[10]	3.34	[10]
Class R-6:
7/31/2021	13.54	.32	.26	.58		(.32)	(.02)	(.34)	13.78	4.35		638	.23		2.35
7/31/2020	13.29	.36	.25	.61		(.36)	—	(.36)	13.54	4.70		473	.24		2.76
7/31/2019	12.81	.41	.47	.88		(.40)	—	(.40)	13.29	6.97		685	.27		3.09
7/31/2018	12.98	.41	(.17)	.24		(.41)	—	(.41)	12.81	1.85		550	.28		3.15
7/31/2017	13.40	.44	(.43)	.01		(.43)	—	(.43)	12.98	.15		380	.29		3.36

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	21%	24%	20%	17%	20%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[4]	Amount less than $1 million.
[5]	Based on operations for a period that is less than a full year.
[6]	Class T shares began investment operations on April 7, 2017.
[7]	Not annualized.
[8]	Amount less than $.01.
[9]	Class F-3 shares began investment operations on January 27, 2017.
[10]	Annualized.

See notes to financial statements.

American Funds Tax-Exempt Funds	365

Financial highlights (continued)

American High-Income Municipal Bond Fund

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$16.20	$.48	$1.04	$1.52	$(.49)	$(.03)	$(.52)	$17.20	9.52%		$5,875		.65%		2.91%
7/31/2020	16.33	.59	(.17)	.42	(.54)	(.01)	(.55)	16.20	2.68		4,871		.68		3.63
7/31/2019	15.78	.58	.54	1.12	(.57)	—	(.57)	16.33	7.28		4,637		.68		3.67
7/31/2018	15.73	.59	.04	.63	(.58)	—	(.58)	15.78	4.05		4,062		.69		3.72
7/31/2017	16.21	.60	(.49)	.11	(.59)	—	(.59)	15.73	.76		3,645		.67		3.86
Class C:
7/31/2021	16.20	.36	1.04	1.40	(.37)	(.03)	(.40)	17.20	8.76		209		1.35		2.22
7/31/2020	16.33	.48	(.17)	.31	(.43)	(.01)	(.44)	16.20	1.97		203		1.38		2.93
7/31/2019	15.78	.47	.54	1.01	(.46)	—	(.46)	16.33	6.49		238		1.41		2.94
7/31/2018	15.73	.47	.04	.51	(.46)	—	(.46)	15.78	3.29		227		1.43		2.97
7/31/2017	16.21	.48	(.49)	(.01)	(.47)	—	(.47)	15.73	—		229		1.43		3.10
Class T:
7/31/2021	16.20	.53	1.04	1.57	(.54)	(.03)	(.57)	17.20	9.84	[3]	—	[4]	.35	[3]	3.21	[3]
7/31/2020	16.33	.64	(.17)	.47	(.59)	(.01)	(.60)	16.20	2.99	[3]	—	[4]	.38	[3]	3.92	[3]
7/31/2019	15.78	.62	.54	1.16	(.61)	—	(.61)	16.33	7.55	[3]	—	[4]	.42	[3]	3.93	[3]
7/31/2018	15.73	.63	.04	.67	(.62)	—	(.62)	15.78	4.34	[3]	—	[4]	.43	[3]	3.98	[3]
7/31/2017[5,6]	15.50	.20	.23	.43	(.20)	—	(.20)	15.73	2.77	[3,7]	—	[4]	.12	[3,7]	1.28	[3,7]
Class F-1:
7/31/2021	16.20	.48	1.04	1.52	(.49)	(.03)	(.52)	17.20	9.50		125		.68		2.90
7/31/2020	16.33	.59	(.17)	.42	(.54)	(.01)	(.55)	16.20	2.66		146		.70		3.60
7/31/2019	15.78	.57	.54	1.11	(.56)	—	(.56)	16.33	7.21		180		.74		3.61
7/31/2018	15.73	.58	.04	.62	(.57)	—	(.57)	15.78	3.99		208		.75		3.65
7/31/2017	16.21	.59	(.49)	.10	(.58)	—	(.58)	15.73	.68		234		.75		3.77

See end of table for footnotes.

366	American Funds Tax-Exempt Funds

Financial highlights (continued)

American High-Income Municipal Bond Fund (continued)

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
7/31/2021	$16.20	$.52	$1.04	$1.56	$(.53)	$(.03)	$(.56)	$17.20	9.78%		$1,773	.41%		3.13%
7/31/2020	16.33	.63	(.17)	.46	(.58)	(.01)	(.59)	16.20	2.93		1,186	.44		3.86
7/31/2019	15.78	.61	.54	1.15	(.60)	—	(.60)	16.33	7.49		1,114	.47		3.87
7/31/2018	15.73	.62	.04	.66	(.61)	—	(.61)	15.78	4.26		798	.49		3.91
7/31/2017	16.21	.63	(.49)	.14	(.62)	—	(.62)	15.73	.93		605	.50		4.05
Class F-3:
7/31/2021	16.20	.54	1.04	1.58	(.55)	(.03)	(.58)	17.20	9.89		1,914	.31		3.22
7/31/2020	16.33	.65	(.17)	.48	(.60)	(.01)	(.61)	16.20	3.04		1,085	.33		3.97
7/31/2019	15.78	.63	.54	1.17	(.62)	—	(.62)	16.33	7.60		897	.37		3.97
7/31/2018	15.73	.64	.04	.68	(.63)	—	(.63)	15.78	4.37		646	.38		4.02
7/31/2017[5,8]	15.30	.32	.43	.75	(.32)	—	(.32)	15.73	4.96	[7]	421	.37	[9]	4.04	[9]
Class R-6:
7/31/2021	16.20	.54	1.04	1.58	(.55)	(.03)	(.58)	17.20	9.89		1,066	.31		3.25
7/31/2020	16.33	.65	(.17)	.48	(.60)	(.01)	(.61)	16.20	3.04		794	.33		3.98
7/31/2019	15.78	.63	.54	1.17	(.62)	—	(.62)	16.33	7.61		686	.37		3.98
7/31/2018	15.73	.64	.04	.68	(.63)	—	(.63)	15.78	4.37		550	.38		4.02
7/31/2017	16.21	.64	(.49)	.15	(.63)	—	(.63)	15.73	1.05		380	.38		4.16

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	24%	35%	20%	24%	30%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[4]	Amount less than $1 million.
[5]	Based on operations for a period that is less than a full year.
[6]	Class T shares began investment operations on April 7, 2017.
[7]	Not annualized.
[8]	Class F-3 shares began investment operations on January 27, 2017.
[9]	Annualized.

See notes to financial statements.

American Funds Tax-Exempt Funds	367

Financial highlights (continued)

The Tax-Exempt Fund of California

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
7/31/2021	$18.29	$.38	$.32	$.70	$(.38)	$(.07)	$(.45)	$18.54	3.92%		$2,033		.58%		2.10%
7/31/2020	18.08	.43	.30	.73	(.43)	(.09)	(.52)	18.29	4.14		1,941		.61		2.40
7/31/2019	17.43	.50	.65	1.15	(.50)	—	(.50)	18.08	6.73		1,784		.59		2.88
7/31/2018	17.63	.51	(.20)	.31	(.51)	—	(.51)	17.43	1.77		1,678		.61		2.90
7/31/2017	18.21	.54	(.59)	(.05)	(.53)	—	(.53)	17.63	(.22)		1,641		.60		3.05
Class C:
7/31/2021	18.29	.25	.32	.57	(.25)	(.07)	(.32)	18.54	3.14		54		1.33		1.35
7/31/2020	18.08	.30	.30	.60	(.30)	(.09)	(.39)	18.29	3.36		60		1.36		1.65
7/31/2019	17.43	.36	.65	1.01	(.36)	—	(.36)	18.08	5.90		69		1.38		2.10
7/31/2018	17.63	.37	(.20)	.17	(.37)	—	(.37)	17.43	.97		71		1.40		2.11
7/31/2017	18.21	.40	(.59)	(.19)	(.39)	—	(.39)	17.63	(1.00)		83		1.39		2.26
Class T:
7/31/2021	18.29	.43	.32	.75	(.43)	(.07)	(.50)	18.54	4.17	[3]	—	[4]	.34	[3]	2.33	[3]
7/31/2020	18.08	.48	.30	.78	(.48)	(.09)	(.57)	18.29	4.38	[3]	—	[4]	.37	[3]	2.62	[3]
7/31/2019	17.43	.54	.65	1.19	(.54)	—	(.54)	18.08	6.95	[3]	—	[4]	.39	[3]	3.09	[3]
7/31/2018	17.63	.54	(.20)	.34	(.54)	—	(.54)	17.43	1.98	[3]	—	[4]	.40	[3]	3.10	[3]
7/31/2017[5,6]	17.42	.18	.21	.39	(.18)	—	(.18)	17.63	2.24	[3,7]	—	[4]	.12	[3,7]	1.02	[3,7]
Class F-1:
7/31/2021	18.29	.37	.32	.69	(.37)	(.07)	(.44)	18.54	3.82		64		.67		2.01
7/31/2020	18.08	.42	.30	.72	(.42)	(.09)	(.51)	18.29	4.05		71		.70		2.31
7/31/2019	17.43	.48	.65	1.13	(.48)	—	(.48)	18.08	6.59		72		.72		2.76
7/31/2018	17.63	.49	(.20)	.29	(.49)	—	(.49)	17.43	1.64		75		.73		2.77
7/31/2017	18.21	.51	(.58)	(.07)	(.51)	—	(.51)	17.63	(.35)		76		.73		2.93

See end of table for footnotes.

368	American Funds Tax-Exempt Funds

Financial highlights (continued)

The Tax-Exempt Fund of California (continued)

		Income (loss) from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]	Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
7/31/2021	$18.29	$.42	$.32	$.74	$(.42)	$(.07)	$(.49)	$18.54	4.10%	$634	.40%		2.27%
7/31/2020	18.08	.47	.30	.77	(.47)	(.09)	(.56)	18.29	4.33	547	.42		2.58
7/31/2019	17.43	.53	.65	1.18	(.53)	—	(.53)	18.08	6.88	411	.45		3.02
7/31/2018	17.63	.53	(.20)	.33	(.53)	—	(.53)	17.43	1.89	257	.48		3.03
7/31/2017	18.21	.56	(.59)	(.03)	(.55)	—	(.55)	17.63	(.09)	200	.48		3.18
Class F-3:
7/31/2021	18.29	.43	.32	.75	(.43)	(.07)	(.50)	18.54	4.20	440	.31		2.36
7/31/2020	18.08	.48	.30	.78	(.48)	(.09)	(.57)	18.29	4.42	320	.33		2.67
7/31/2019	17.43	.55	.64	1.19	(.54)	—	(.54)	18.08	6.98	241	.36		3.11
7/31/2018	17.63	.55	(.20)	.35	(.55)	—	(.55)	17.43	2.01	174	.37		3.13
7/31/2017[5,8]	17.27	.29	.36	.65	(.29)	—	(.29)	17.63	3.79 [7]	124	.38	[9]	3.25	[9]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	17%	26%	27%	14%	21%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[4]	Amount less than $1 million.
[5]	Based on operations for a period that is less than a full year.
[6]	Class T shares began investment operations on April 7, 2017.
[7]	Not annualized.
[8]	Class F-3 shares began investment operations on January 27, 2017.
[9]	Annualized.

See notes to financial statements.

American Funds Tax-Exempt Funds	369

Financial highlights (continued)

American Funds Tax-Exempt Fund of New York

		Income (loss) from investment operations[1]			Dividends and distributions
Year ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)		Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)		Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class A:
7/31/2021	$11.10	$.24	$.35	$.59	$(.24)	$—	[4]	$(.24)	$11.45	5.46%		$208		.67%		.62%		2.19%
7/31/2020	11.02	.27	.07	.34	(.26)	—		(.26)	11.10	3.18		220		.67		.62		2.43
7/31/2019	10.61	.28	.41	.69	(.28)	—		(.28)	11.02	6.57		200		.67		.67		2.60
7/31/2018	10.80	.27	(.19)	.08	(.27)	—		(.27)	10.61	.75	[5]	183		.72	[5]	.69	[5]	2.52	[5]
7/31/2017	11.12	.27	(.32)	(.05)	(.27)	—		(.27)	10.80	(.39)[5]		169		.74	[5]	.69	[5]	2.55	[5]
Class C:
7/31/2021	11.10	.16	.35	.51	(.16)	—	[4]	(.16)	11.45	4.67		11		1.42		1.37		1.43
7/31/2020	11.02	.19	.07	.26	(.18)	—		(.18)	11.10	2.41		10		1.42		1.37		1.68
7/31/2019	10.61	.19	.41	.60	(.19)	—		(.19)	11.02	5.74		12		1.46		1.45		1.81
7/31/2018	10.80	.19	(.19)	— [4]	(.19)	—		(.19)	10.61	(.04)		12		1.52		1.48		1.73
7/31/2017	11.12	.19	(.32)	(.13)	(.19)	—		(.19)	10.80	(1.17)		12		1.52		1.48		1.76
Class T:
7/31/2021	11.10	.27	.35	.62	(.27)	—	[4]	(.27)	11.45	5.72	[5]	—	[6]	.42	[5]	.37	[5]	2.43	[5]
7/31/2020	11.02	.30	.07	.37	(.29)	—		(.29)	11.10	3.42	[5]	—	[6]	.42	[5]	.38	[5]	2.66	[5]
7/31/2019	10.61	.30	.41	.71	(.30)	—		(.30)	11.02	6.78	[5]	—	[6]	.47	[5]	.46	[5]	2.79	[5]
7/31/2018	10.80	.29	(.19)	.10	(.29)	—		(.29)	10.61	.98	[5]	—	[6]	.52	[5]	.48	[5]	2.73	[5]
7/31/2017[7,8]	10.68	.09	.13	.22	(.10)	—		(.10)	10.80	2.02	[5,9]	—	[6]	.19	[5,9]	.15	[5,9]	.87	[5,9]
Class F-1:
7/31/2021	11.10	.24	.35	.59	(.24)	—	[4]	(.24)	11.45	5.44	[5]	3		.69	[5]	.63	[5]	2.16	[5]
7/31/2020	11.02	.27	.07	.34	(.26)	—		(.26)	11.10	3.16	[5]	2		.68	[5]	.64	[5]	2.41	[5]
7/31/2019	10.61	.27	.41	.68	(.27)	—		(.27)	11.02	6.52	[5]	2		.72	[5]	.71	[5]	2.55	[5]
7/31/2018	10.80	.26	(.19)	.07	(.26)	—		(.26)	10.61	.69	[5]	2		.79	[5]	.75	[5]	2.45	[5]
7/31/2017	11.12	.27	(.32)	(.05)	(.27)	—		(.27)	10.80	(.38)[5]		3		.73	[5]	.68	[5]	2.56	[5]

See end of table for footnotes.

370	American Funds Tax-Exempt Funds

Financial highlights (continued)

American Funds Tax-Exempt Fund of New York (continued)

		Income (loss) from investment operations[1]			Dividends and distributions
Year ended	Net asset value, beginning of period	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)		Total dividends and distributions	Net asset value, end of period	Total return[2,3]	Net assets, end of period (in millions)	Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class F-2:
7/31/2021	$11.10	$.26	$.35	$.61	$(.26)	$—	[4]	$(.26)	$11.45	5.65%	$31	.49%		.44%		2.36%
7/31/2020	11.02	.29	.07	.36	(.28)	—		(.28)	11.10	3.36	27	.49		.45		2.60
7/31/2019	10.61	.29	.41	.70	(.29)	—		(.29)	11.02	6.74	29	.51		.51		2.75
7/31/2018	10.80	.29	(.19)	.10	(.29)	—		(.29)	10.61	.89	16	.59		.54		2.67
7/31/2017	11.12	.29	(.32)	(.03)	(.29)	—		(.29)	10.80	(.26)	11	.58		.56		2.68
Class F-3:
7/31/2021	11.10	.28	.35	.63	(.28)	—	[4]	(.28)	11.45	5.76	39	.39		.34		2.46
7/31/2020	11.02	.31	.07	.38	(.30)	—		(.30)	11.10	3.46	33	.39		.35		2.71
7/31/2019	10.61	.30	.41	.71	(.30)	—		(.30)	11.02	6.83	32	.42		.42		2.84
7/31/2018	10.80	.30	(.19)	.11	(.30)	—		(.30)	10.61	1.00	26	.48		.44		2.78
7/31/2017[7,10]	10.58	.15	.22	.37	(.15)	—		(.15)	10.80	3.54 [9]	16	.58	[11]	.45	[11]	2.79	[11]

	Year ended July 31,
	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	24%	27%	16%	21%	27%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	This column reflects the impact, if any, of certain reimbursements from CRMC. During the periods shown, CRMC reimbursed a portion of miscellaneous fees and expenses.
[4]	Amount less than $.01.
[5]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[6]	Amount less than $1 million.
[7]	Based on operations for a period that is less than a full year.
[8]	Class T shares began investment operations on April 7, 2017.
[9]	Not annualized.
[10]	Class F-3 shares began investment operations on January 27, 2017.
[11]	Annualized.

See notes to financial statements.

American Funds Tax-Exempt Funds	371

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund and American Funds Tax-Exempt Fund of New York and to the Board of Trustees of The American Funds Tax-Exempt Series II and Shareholders of The Tax-Exempt Fund of California

Opinions on the Financial Statements

We have audited the accompanying statements of assets and liabilities, including the summary investment portfolios, of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California (the sole fund constituting The American Funds Tax-Exempt Series II) and American Funds Tax-Exempt Fund of New York (hereafter collectively referred to as the “Funds”) as of July 31, 2021, the related statements of operations for the year ended July 31, 2021, the statements of changes in net assets for each of the two years in the period ended July 31, 2021, including the related notes, and the financial highlights for each of the periods indicated therein (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of each of the Funds as of July 31, 2021, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period ended July 31, 2021 and each of the financial highlights for each of the periods indicated therein in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinions

These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on the Funds’ financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Funds in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of July 31, 2021 by correspondence with the custodians and brokers; when replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinions.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
September 10, 2021

We have served as the auditor of one or more investment companies in The Capital Group Companies Investment Company Complex since 1934.

372	American Funds Tax-Exempt Funds

Expense example	unaudited

As a fund shareholder, you incur two types of costs: (1) transaction costs, such as initial sales charges on purchase payments and contingent deferred sales charges on redemptions (loads), and (2) ongoing costs, including management fees, distribution and service (12b-1) fees, and other expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the fund so you can compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire six-month period (February 1, 2021, through July 31, 2021).

Actual expenses:

The first line of each share class in the tables on the following pages provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled “Expenses paid during period” to estimate the expenses you paid on your account during this period.

Hypothetical example for comparison purposes:

The second line of each share class in the tables on the following pages provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio for the share class and an assumed rate of return of 5.00% per year before expenses, which is not the actual return of the share class. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the fund and other funds. To do so, compare this 5.00% hypothetical example with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Notes:

Class F-1, F-2 and F-3 shareholders may be subject to fees charged by financial intermediaries, typically ranging from 0.75% to 1.50% of assets annually depending on services offered. You can estimate the impact of these fees by adding the amount of the fees to the total estimated expenses you paid on your account during the period as calculated above. In addition, your ending account value would be lower by the amount of these fees.

Note that the expenses shown in the tables on the following pages are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of each share class in the tables is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

American Funds Tax-Exempt Funds	373

Expense example (continued)

American Funds Short-Term Tax-Exempt Bond Fund

	Beginning account value 2/1/2021	Ending account value 7/31/2021	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$999.69	$2.83	.57%
Class A – assumed 5% return	1,000.00	1,021.97	2.86	.57
Class T – actual return	1,000.00	1,000.45	2.03	.41
Class T – assumed 5% return	1,000.00	1,022.76	2.06	.41
Class F-1 – actual return	1,000.00	998.73	3.77	.76
Class F-1 – assumed 5% return	1,000.00	1,021.03	3.81	.76
Class F-2 – actual return	1,000.00	1,000.25	2.23	.45
Class F-2 – assumed 5% return	1,000.00	1,022.56	2.26	.45
Class F-3 – actual return	1,000.00	1,000.59	1.88	.38
Class F-3 – assumed 5% return	1,000.00	1,022.91	1.91	.38
Class R-6 – actual return	1,000.00	1,000.59	1.88	.38
Class R-6 – assumed 5% return	1,000.00	1,022.91	1.91	.38

Limited Term Tax-Exempt Bond Fund of America

	Beginning account value 2/1/2021	Ending account value 7/31/2021	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$1,002.20	$2.83	.57%
Class A – assumed 5% return	1,000.00	1,021.97	2.86	.57
Class C – actual return	1,000.00	998.71	6.24	1.26
Class C – assumed 5% return	1,000.00	1,018.55	6.31	1.26
Class T – actual return	1,000.00	1,003.73	1.29	.26
Class T – assumed 5% return	1,000.00	1,023.51	1.30	.26
Class F-1 – actual return	1,000.00	1,002.01	3.03	.61
Class F-1 – assumed 5% return	1,000.00	1,021.77	3.06	.61
Class F-2 – actual return	1,000.00	1,003.35	1.64	.33
Class F-2 – assumed 5% return	1,000.00	1,023.16	1.66	.33
Class F-3 – actual return	1,000.00	1,003.86	1.14	.23
Class F-3 – assumed 5% return	1,000.00	1,023.65	1.15	.23
Class R-6 – actual return	1,000.00	1,003.86	1.14	.23
Class R-6 – assumed 5% return	1,000.00	1,023.65	1.15	.23

The Tax-Exempt Bond Fund of America

	Beginning account value 2/1/2021	Ending account value 7/31/2021	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$1,014.94	$2.50	.50%
Class A – assumed 5% return	1,000.00	1,022.32	2.51	.50
Class C – actual return	1,000.00	1,011.18	6.23	1.25
Class C – assumed 5% return	1,000.00	1,018.60	6.26	1.25
Class T – actual return	1,000.00	1,016.26	1.25	.25
Class T – assumed 5% return	1,000.00	1,023.55	1.25	.25
Class F-1 – actual return	1,000.00	1,014.51	2.95	.59
Class F-1 – assumed 5% return	1,000.00	1,021.87	2.96	.59
Class F-2 – actual return	1,000.00	1,015.82	1.65	.33
Class F-2 – assumed 5% return	1,000.00	1,023.16	1.66	.33
Class F-3 – actual return	1,000.00	1,016.37	1.10	.22
Class F-3 – assumed 5% return	1,000.00	1,023.70	1.10	.22
Class R-6 – actual return	1,000.00	1,016.37	1.10	.22
Class R-6 – assumed 5% return	1,000.00	1,023.70	1.10	.22

See end of tables for footnote.

374	American Funds Tax-Exempt Funds

Expense example (continued)

American High-Income Municipal Bond Fund

	Beginning account value 2/1/2021	Ending account value 7/31/2021	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$1,036.94	$3.23	.64%
Class A – assumed 5% return	1,000.00	1,021.62	3.21	.64
Class C – actual return	1,000.00	1,033.36	6.76	1.34
Class C – assumed 5% return	1,000.00	1,018.15	6.71	1.34
Class T – actual return	1,000.00	1,038.50	1.67	.33
Class T – assumed 5% return	1,000.00	1,023.16	1.66	.33
Class F-1 – actual return	1,000.00	1,036.82	3.33	.66
Class F-1 – assumed 5% return	1,000.00	1,021.52	3.31	.66
Class F-2 – actual return	1,000.00	1,038.16	2.02	.40
Class F-2 – assumed 5% return	1,000.00	1,022.81	2.01	.40
Class F-3 – actual return	1,000.00	1,038.73	1.47	.29
Class F-3 – assumed 5% return	1,000.00	1,023.36	1.45	.29
Class R-6 – actual return	1,000.00	1,038.73	1.47	.29
Class R-6 – assumed 5% return	1,000.00	1,023.36	1.45	.29

The Tax-Exempt Fund of California

	Beginning account value 2/1/2021	Ending account value 7/31/2021	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$1,016.66	$2.85	.57%
Class A – assumed 5% return	1,000.00	1,021.97	2.86	.57
Class C – actual return	1,000.00	1,012.86	6.59	1.32
Class C – assumed 5% return	1,000.00	1,018.25	6.61	1.32
Class T – actual return	1,000.00	1,017.90	1.65	.33
Class T – assumed 5% return	1,000.00	1,023.16	1.66	.33
Class F-1 – actual return	1,000.00	1,016.16	3.35	.67
Class F-1 – assumed 5% return	1,000.00	1,021.47	3.36	.67
Class F-2 – actual return	1,000.00	1,017.51	2.00	.40
Class F-2 – assumed 5% return	1,000.00	1,022.81	2.01	.40
Class F-3 – actual return	1,000.00	1,017.98	1.50	.30
Class F-3 – assumed 5% return	1,000.00	1,023.31	1.51	.30

American Funds Tax-Exempt Fund of New York

	Beginning account value 2/1/2021	Ending account value 7/31/2021	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$1,022.94	$3.01	.60%
Class A – assumed 5% return	1,000.00	1,021.82	3.01	.60
Class C – actual return	1,000.00	1,019.14	6.76	1.35
Class C – assumed 5% return	1,000.00	1,018.10	6.76	1.35
Class T – actual return	1,000.00	1,024.19	1.76	.35
Class T – assumed 5% return	1,000.00	1,023.06	1.76	.35
Class F-1 – actual return	1,000.00	1,022.87	3.11	.62
Class F-1 – assumed 5% return	1,000.00	1,021.72	3.11	.62
Class F-2 – actual return	1,000.00	1,023.85	2.16	.43
Class F-2 – assumed 5% return	1,000.00	1,022.66	2.16	.43
Class F-3 – actual return	1,000.00	1,024.36	1.61	.32
Class F-3 – assumed 5% return	1,000.00	1,023.21	1.61	.32

*	The “expenses paid during period” are equal to the “annualized expense ratio,” multiplied by the average account value over the period, multiplied by the number of days in the period, and divided by 365 (to reflect the one-half year period).

American Funds Tax-Exempt Funds	375

Tax information	unaudited

We are required to advise you of the federal tax status of certain distributions received by shareholders during the fiscal year. The funds hereby designate the following amounts for the funds’ fiscal year ended July 31, 2021 (dollars in thousands):

Fund	Long-term capital gain distributions	Exempt interest dividends
American Funds Short-Term Tax-Exempt Bond Fund	—	$11,908
Limited Term Tax-Exempt Bond Fund of America	$18,717	69,763
The Tax-Exempt Bond Fund of America	28,832	558,850
American High-Income Municipal Bond Fund	13,710	285,719
The Tax-Exempt Fund of California	12,085	65,725
American Funds Tax-Exempt Fund of New York	105	6,519

Individual shareholders should refer to their Form 1099 or other tax information, which will be mailed in January 2022, to determine the calendar year amounts to be included on their 2021 tax returns. Shareholders should consult their tax advisors.

376	American Funds Tax-Exempt Funds

Approval of Investment Advisory and Service Agreement

American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California, American Funds Tax-Exempt Fund of New York

The boards of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York (the “board”) have approved the continuation of each fund’s Investment Advisory and Service Agreement (the “agreement”) with Capital Research and Management Company (“CRMC”) for an additional one-year term through April 30, 2022. The agreement for Limited Term Tax-Exempt Bond Fund of America was amended to add an additional advisory fee breakpoint for when the fund’s net assets exceed $6 billion. The board approved the agreement following the recommendation of each fund’s Contracts Committee (the “committee”), which is composed of all the fund’s independent board members. The board and the committee determined in the exercise of their business judgment that each fund’s advisory fee structure was fair and reasonable in relation to the services provided, and that approving the agreement was in the best interests of each fund and its shareholders.

In reaching this decision, the board and the committee took into account their interaction with CRMC as well as information furnished to them throughout the year and otherwise provided to them, as well as information prepared specifically in connection with their review of the agreement, and were advised by their independent counsel with respect to the matters considered. They considered the following factors, among others, but did not identify any single issue or particular piece of information that, in isolation, was the controlling factor, and each board and committee member did not necessarily attribute the same weight to each factor.

1. Nature, extent and quality of services

The board and the committee considered the depth and quality of CRMC’s investment management process, including its global research capabilities; the experience, capability and integrity of its senior management and other personnel; the low turnover rates of its key personnel; the overall financial strength and stability of CRMC and the Capital Group organization; the resources and systems CRMC devotes to investment management (the manner in which each fund’s assets are managed, including liquidity management), financial, investment operations, compliance, trading, proxy voting, shareholder communications and other services; and the ongoing evolution of CRMC’s organizational structure designed to maintain and strengthen these qualities. The board and the committee also considered the nature, extent and quality of administrative and shareholder services provided by CRMC to each fund under the agreement and other agreements, as well as the benefits to fund shareholders from investing in a fund that is part of a large family of funds. The board and the committee considered the risks assumed by CRMC in providing services to each fund, including operational, business, financial, reputational, regulatory and litigation risks. The board and the committee concluded that the nature, extent and quality of the services provided by CRMC have benefited and should continue to benefit each fund and its shareholders.

American Funds Tax-Exempt Funds	377

2. Investment results

The board and the committee considered the investment results of each fund in light of its objective. They compared each fund’s investment results with those of other funds (including funds that currently form the basis of the Lipper index for the category in which each fund is included), and data such as relevant market and fund indexes over various periods (including each fund’s lifetime) through September 30, 2020. They generally placed greater emphasis on investment results over longer term periods. On the basis of this evaluation and the board’s and the committee’s ongoing review of investment results, and considering the relative market conditions during certain reporting periods, the board and the committee concluded that each fund’s investment results have been satisfactory for renewal of the agreement, and that CRMC’s record in managing each fund indicated that its continued management should benefit each fund and its shareholders.

3. Advisory fees and total expenses

The board and the committee compared the advisory fees and total expense levels of each fund to those of other relevant funds. They observed that each fund’s advisory fees and expenses were generally competitive with those of other similar funds included in the comparable Lipper category. The board and the committee also considered the breakpoint discounts in each fund’s advisory fee structure that reduce the level of fees charged by CRMC to each fund as fund assets increase. In addition, they reviewed information regarding the effective advisory fees charged to non-mutual fund clients by CRMC and its affiliates. They noted that, to the extent there were differences between the advisory fees paid by each fund and the advisory fees paid by those clients, the differences appropriately reflected the investment, operational, regulatory and market differences between advising each fund and the other clients. The board and the committee concluded that each fund’s cost structure was fair and reasonable in relation to the services provided, as well as in relation to the risks assumed by the adviser in sponsoring and managing the fund, and that each fund’s shareholders receive reasonable value in return for the advisory fees and other amounts paid to CRMC by each fund.

4. Ancillary benefits

The board and the committee considered a variety of other benefits that CRMC and its affiliates receive as a result of CRMC’s relationship with each fund and other American Funds, including fees for administrative services provided to certain share classes; fees paid to CRMC’s affiliated transfer agent; sales charges and distribution fees received and retained by each fund’s principal underwriter, an affiliate of CRMC; and possible ancillary benefits to CRMC and its institutional management affiliates in managing other investment vehicles. The board and the committee reviewed CRMC’s portfolio trading practices, noting that through December 31, 2018, CRMC benefited from research obtained with commissions from portfolio transactions made on behalf of each fund, and since that time has undertaken to bear the cost of obtaining such research. The board and the committee took these ancillary benefits into account in evaluating the reasonableness of the advisory fees and other amounts paid to CRMC by each fund.

378	American Funds Tax-Exempt Funds

5. Adviser financial information

The board and the committee reviewed information regarding CRMC’s costs of providing services to the American Funds, including personnel, systems and resources of investment, compliance, trading, accounting and other administrative operations. They considered CRMC’s costs and related cost allocation methodology as well as its track record of investing in technology, infrastructure and staff to maintain and expand services and capabilities, respond to industry and regulatory developments, and attract and retain qualified personnel. They noted information regarding the compensation structure for CRMC’s investment professionals. They reviewed information on the profitability of the investment adviser and its affiliates. The board and the committee also compared CRMC’s profitability and compensation data to the reported results and data of several large, publicly held investment management companies. The board and the committee noted the competitiveness and cyclicality of both the mutual fund industry and the capital markets, and the importance in that environment of CRMC’s long-term profitability for maintaining its independence, company culture and management continuity. They further considered the breakpoint discounts in each fund’s advisory fee structure and CRMC’s sharing of potential economies of scale, or efficiencies, through breakpoints and other fee reductions and costs voluntarily absorbed. The board and the committee concluded that each fund’s advisory fee structure reflected a reasonable sharing of benefits between CRMC and each fund’s shareholders.

American Funds Tax-Exempt Funds	379

Boards of trustees and other officers

Independent trustees1

Name and year of birth	Year first elected a trustee of the fund[2]		Principal occupation(s) during past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee
Francisco G. Cigarroa, MD, 1957	STEX	2021	Professor of Surgery, University of Texas Health San Antonio; Trustee, Ford Foundation; Clayton Research Scholar, Clayton Foundation for Biomedical Research	86	None
	LTEX	2021
	TEBF	2021
	AHIM	2021
	TEFCA	2021
	TEFNY	2021
James G. Ellis, 1947	STEX	2009	Professor of Marketing and former Dean, Marshall School of Business, University of Southern California	99	Advanced Merger Partners; J. G. Boswell (agricultural production); Mercury General Corporation
	LTEX	2006
	TEBF	2006
	AHIM	2006
	TEFCA	2006
	TEFNY	2010
Nariman Farvardin, 1956	STEX	2018	President, Stevens Institute of Technology	87	None
	LTEX	2018
	TEBF	2018
	AHIM	2018
	TEFCA	2018
	TEFNY	2018
Mary Davis Holt, 1950	STEX		Principal, Mary Davis Holt Enterprises, LLC (leadership development consulting); former Partner, Flynn Heath Holt Leadership, LLC (leadership consulting); former COO, Time Life Inc. (1993–2003)	87	None
	2015–2016; 2017
	LTEX
	2015–2016; 2017
	TEBF
	2015–2016; 2017
	AHIM
	2015–2016; 2017
	TEFCA
	2015–2016; 2017
	TEFNY
	2015–2016; 2017
R. Clark Hooper, 1946	STEX	2005	Private investor	90	None
	LTEX	2005
	TEBF	2005
	AHIM	2005
	TEFCA	2005
	TEFNY	2010
Merit E. Janow, 1958	STEX	2010	Dean and Professor, Columbia University, School of International and Public Affairs	93	Mastercard Incorporated; Trimble Inc.
	LTEX	2010
	TEBF	2010
	AHIM	2010
	TEFCA	2010
	TEFNY	2010
Margaret Spellings, 1957	STEX	2009	President and CEO, Texas 2036; former President, Margaret Spellings & Company (public policy and strategic consulting); former President, The University of North Carolina; former President, George W. Bush Foundation	91	None
Chair of the Board (Independent and Non-Executive)	LTEX	2010
	TEBF	2010
	AHIM	2010
	TEFCA	2010
	TEFNY	2010

See page 383 for footnotes.

380	American Funds Tax-Exempt Funds

Independent trustees1 (continued)

Name and year of birth	Year first elected a trustee of the fund[2]		Principal occupation(s) during past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee
Alexandra Trower, 1964	STEX	2019	Former Executive Vice President, Global Communications and Corporate Officer, The Estée Lauder Companies	86	None
	LTEX	2019
	TEBF	2019
	AHIM	2018
	TEFCA	2019
	TEFNY	2018
Paul S. Williams, 1959	STEX	2020	Former Partner/Managing Director, Major, Lindsey & Africa (executive recruiting firm)	86	Air Transport Services Group, Inc. (aircraft leasing and air cargo transportation); Compass Minerals, Inc. (producer of salt and specialty fertilizers); Public Storage, Inc.; Romeo Power, Inc. (manufacturer of batteries for electric vehicles)
	LTEX	2020
	TEBF	2020
	AHIM	2020
	TEFCA	2020
	TEFNY	2020

Interested trustees4,5

Name, year of birth and position with fund	Year first elected a trustee or officer of the fund[2]		Principal occupation(s) during past five years and positions held with affiliated entities or the principal underwriter of the fund	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee
Karl J. Zeile, 1966	STEX	2011	Partner – Capital Fixed Income Investors, Capital	21	None
President and Trustee: TEBF, TEFCA Senior Vice President and Trustee: AHIM, TEFNY Trustee: LTEX, STEX	LTEX	2004	Research and Management Company
	TEBF	2009
	AHIM	2008
	TEFCA	2009
	TEFNY	2010
Michael C. Gitlin, 1970	STEX	2015	Partner – Capital Fixed Income Investors, Capital Research and Management Company; Vice Chairman and Director, Capital Research and Management Company; Director, The Capital Group Companies, Inc.; served as Head of Fixed Income at a large investment management firm prior to joining Capital Research and Management Company in 2015	86	None
Trustee	LTEX	2015
	TEBF	2015
	AHIM	2015
	TEFCA	2015
	TEFNY	2015

The funds’ statement of additional information includes further details about fund trustees and is available without charge upon request by calling American Funds Service Company at (800) 421-4225 or by visiting the Capital Group website at capitalgroup.com. The address for all trustees and officers of the funds is 333 South Hope Street, Los Angeles, CA 90071, Attention: Secretary.

STEX	American Funds Short-Term Tax-Exempt Bond Fund
LTEX	Limited Term Tax-Exempt Bond Fund of America
TEBF	The Tax-Exempt Bond Fund of America
AHIM	American High-Income Municipal Bond Fund
TEFCA	The Tax-Exempt Fund of California
TEFNY	American Funds Tax-Exempt Fund of New York

American Funds Tax-Exempt Funds	381

Other officers5

Name, year of birth and position with fund	Year first elected an officer of the fund[2]		Principal occupation(s) during past five years and positions held with affiliated entities or the principal underwriter of the fund
Aaron Applebaum, 1979 President: STEX Senior Vice President: LTEX	STEX LTEX	2016 2016	Partner — Capital Fixed Income Investors, Capital Research and Management Company
Mark Marinella, 1958 President: LTEX Senior Vice President: STEX, TEFCA	STEX LTEX TEFCA	2019 2019 2019	Partner — Capital Fixed Income Investors, Capital Research and Management Company
Chad M. Rach, 1972 President: AHIM Senior Vice President: TEBF	AHIM TEBF	2015 2016	Partner — Capital Fixed Income Investors, Capital Research and Management Company; Director, Capital Research and Management Company
Jerome Solomon, 1963 President: TEFNY Senior Vice President: AHIM	TEFNY AHIM	2011 2017	Partner — Capital Fixed Income Investors, Capital Research and Management Company
Kristine M. Nishiyama, 1970 Principal Executive Officer	STEX LTEX TEBF AHIM TEFCA TEFNY	2003 2003 2003 2003 2003 2010	Senior Vice President and Senior Counsel — Fund Business Management Group, Capital Research and Management Company; Chair, Senior Vice President, General Counsel and Director, Capital Bank and Trust Company[6]
Michael W. Stockton, 1967 Executive Vice President	STEX LTEX TEBF AHIM TEFCA TEFNY	2021 2021 2021 2021 2021 2021	Senior Vice President — Fund Business Management Group, Capital Research and Management Company
Courtney K. Wolf, 1982 Senior Vice President	TEBF	2020	Partner — Capital Fixed Income Investors, Capital Research and Management Company
Steven I. Koszalka, 1964 Secretary	STEX LTEX TEBF AHIM TEFCA TEFNY	2010 2010 2010 2010 2010 2010	Vice President — Fund Business Management Group, Capital Research and Management Company
Brian C. Janssen, 1972 Treasurer	STEX LTEX TEBF AHIM TEFCA TEFNY	2015 2015 2012 2015 2012 2012	Senior Vice President — Investment Operations, Capital Research and Management Company
Jane Y. Chung, 1974 Assistant Secretary	STEX LTEX TEBF AHIM TEFCA TEFNY	2014 2014 2014 2014 2014 2014	Associate — Fund Business Management Group, Capital Research and Management Company

See page 383 for footnotes.

382	American Funds Tax-Exempt Funds

Name, year of birth and position with fund	Year first elected an officer of the fund[2]		Principal occupation(s) during past five years and positions held with affiliated entities or the principal underwriter of the fund
Sandra Chuon, 1972 Assistant Treasurer	STEX LTEX TEBF AHIM TEFCA TEFNY	2019 2019 2019 2019 2019 2019	Assistant Vice President — Investment Operations, Capital Research and Management Company
Becky L. Park, 1979 Assistant Treasurer	STEX LTEX TEBF AHIM TEFCA TEFNY	2021 2021 2021 2021 2021 2021	Vice President — Investment Operations, Capital Research and Management Company

[1]	The term independent trustee refers to a trustee who is not an “interested person” of the funds within the meaning of the Investment Company Act of 1940.
[2]	Includes service as a director/trustee or officer of the fund’s predecessor, The Tax-Exempt Bond Fund of America, Inc. or American High-Income Municipal Bond Fund, Inc., each a Maryland corporation, or Limited Term Tax-Exempt Bond Fund of America or The Tax-Exempt Fund of California, each a Massachusetts business trust. Trustees and officers of the funds serve until their resignation, removal or retirement.
[3]	This includes all directorships/trusteeships (other than those in the American Funds or other funds managed by Capital Research and Management Company or its affiliates) that are held by each trustee as a trustee or director of a public company or a registered investment company.
[4]	The term interested trustee refers to a trustee who is an “interested person” within the meaning of the Investment Company Act of 1940, on the basis of their current or former affiliation with the funds’ investment adviser, Capital Research and Management Company, or affiliated entities (including the funds’ principal underwriter).
[5]	All of the trustees and/or officers listed, with the exception of Courtney K. Wolf, are officers and/or directors/trustees of one or more of the other funds for which Capital Research and Management Company serves as investment adviser.
[6]	Company affiliated with Capital Research and Management Company.

American Funds Tax-Exempt Funds	383

Offices of the funds

STEX, LTEX, TEBF, AHIM, TEFCA

333 South Hope Street

Los Angeles, CA 90071-1406

TEFNY

6455 Irvine Center Drive

Irvine, CA 92618-4518

Investment adviser

Capital Research and Management Company

333 South Hope Street

Los Angeles, CA 90071-1406

Transfer agent for shareholder accounts

American Funds Service Company

(Write to the address near you.)

P.O. Box 6007

Indianapolis, IN 46206-6007

P.O. Box 2280

Norfolk, VA 23501-2280

Counsel

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110-1726

Custodians of assets

STEX, LTEX, TEBF, AHIM, TEFCA

JPMorgan Chase Bank

270 Park Avenue

New York, NY 10017-2070

TEFNY

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

Independent registered public accounting firm

PricewaterhouseCoopers LLP

601 South Figueroa Street

Los Angeles, CA 90017-3874

Principal underwriter

American Funds Distributors, Inc.

333 South Hope Street

Los Angeles, CA 90071-1406

384	American Funds Tax-Exempt Funds

Investors should carefully consider investment objectives, risks, charges and expenses. This and other important information is contained in the funds’ prospectus and summary prospectuses, which can be obtained from your financial professional and should be read carefully before investing. You may also call American Funds Service Company (AFS) at (800) 421-4225 or visit the Capital Group website at capitalgroup.com.

“American Funds Proxy Voting Procedures and Principles” — which describes how we vote proxies relating to portfolio securities — is available on our website or upon request by calling AFS. Each fund files its proxy voting record with the U.S. Securities and Exchange Commission (SEC) for the 12 months ended June 30 by August 31. The proxy voting record is available free of charge on the SEC website at sec.gov and on our website.

Each fund files a complete list of its portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form NPORT-P. The list of portfolio holdings is available free of charge on the SEC website and on our website.

This report is for the information of shareholders of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York, but it also may be used as sales literature when preceded or accompanied by the current prospectus or summary prospectus, which gives details about charges, expenses, investment objectives and operating policies of the funds. If used as sales material after September 30, 2021, this report must be accompanied by an American Funds statistical update for the most recently completed calendar quarter.

Bloomberg® is a trademark of Bloomberg Finance L.P. (collectively with its affiliates, “Bloomberg”). Barclays® is a trademark of Barclays Bank Plc (collectively with its affiliates, “Barclays”), used under license. Neither Bloomberg nor Barclays approves or endorses this material, guarantees the accuracy or completeness of any information herein and, to the maximum extent allowed by law, neither shall have any liability or responsibility for injury or damages arising in connection therewith.

American Funds Distributors, Inc., member FINRA.

The Capital Advantage®

Since 1931, Capital Group, home of American Funds, has helped investors pursue long-term investment success. Our consistent approach — in combination with The Capital SystemSM — has resulted in superior outcomes.

Aligned with investor success

We base our decisions on a long-term perspective, which we believe aligns our goals with the interests of our clients. Our portfolio managers average 27 years of investment industry experience, including 21 years at our company, reflecting a career commitment to our long-term approach.1

The Capital System

The Capital System combines individual accountability with teamwork. Funds using The Capital System are divided into portions that are managed independently by investment professionals with diverse backgrounds, ages and investment approaches. An extensive global research effort is the backbone of our system.

American Funds’ superior outcomes

Equity funds have beaten their Lipper peer indexes in 91% of 10-year periods and 98% of 20-year periods.2 Fixed income funds have helped investors achieve diversification through attention to correlation between bonds and equities.3 Fund management fees have been among the lowest in the industry.4

[1]	Investment industry experience as of December 31, 2020.
[2]	Based on Class F-2 share results for rolling calendar-year periods starting the first full calendar year after each fund’s inception through December 31, 2020. Periods covered are the shorter of the fund’s lifetime or since the comparable Lipper index inception date (except Capital Income Builder and SMALLCAP World Fund, for which the Lipper average was used). Expenses differ for each share class, so results will vary.
[3]	Based on Class F-2 share results as of December 31, 2020. Thirteen of the 17 fixed income American Funds that have been in existence for the three-year period showed a three-year correlation below 0.3. Standard & Poor’s 500 Index was used as an equity market proxy. Correlation based on monthly total returns. Correlation is a statistical measure of how two securities move in relation to each other. A correlation ranges from –1 to 1. A positive correlation close to 1 implies that as one security moves, either up or down, the other security will move in “lockstep,” in the same direction. A negative correlation close to –1 indicates that the securities have moved in the opposite direction.
[4]	On average, our management fees were in the lowest quintile 66% of the time, based on the 20-year period ended December 31, 2020, versus comparable Lipper categories, excluding funds of funds.

Class F-2 shares were first offered on August 1, 2008. Class F-2 share results prior to the date of first sale are hypothetical based on the results of the original share class of the fund without a sales charge, adjusted for typical estimated expenses. Results for certain funds with an inception date after August 1, 2008, also include hypothetical returns because those funds’ Class F-2 shares sold after the funds’ date of first offering. Visit capitalgroup.com for more information on specific expense adjustments and the actual dates of first sale.

All Capital Group trademarks mentioned are owned by The Capital Group Companies, Inc., an affiliated company or fund. All other company and product names mentioned are the property of their respective companies.

Capital Group Core Municipal FundSM
Capital Group Short-Term Municipal FundSM
Capital Group California Core Municipal FundSM
Capital Group California Short-Term Municipal FundSM
Capital Group Core Bond FundSM

Annual report for the year ended October 31, 2021

Research-driven
approaches to seeking
wealth preservation
and income

Capital Group Core Municipal Fund seeks to provide current income exempt from federal income tax while preserving your investment.

Capital Group Short-Term Municipal Fund seeks to preserve your investment and secondarily to provide current income exempt from federal income tax.

Capital Group California Core Municipal Fund seeks to provide current income exempt from federal and California income taxes while preserving your investment.

Capital Group California Short-Term Municipal Fund seeks to preserve your investment and secondarily to provide current income exempt from federal and California income taxes.

Capital Group Core Bond Fund seeks to provide you with current income while preserving your investment.

Each fund is one of more than 40 offered by Capital Group, home of American Funds, one of the nation’s largest mutual fund families. For 90 years, Capital Group has invested with a long-term focus based on thorough research and attention to risk.

Fund results shown in this report are at net asset value. Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. Prices and returns will vary, so investors may lose money. Investing for short periods makes losses more likely.

Here are the total returns on a $1,000 investment with all distributions reinvested for periods ended September 30, 2021 (the most recent calendar quarter-end), and the total annual fund operating expense ratios as of the prospectus dated January 1, 2022 (unaudited):

	Cumulative total returns	Average annual total returns			Gross
	1 year	5 years	10 years	Lifetime*	expense ratios

Capital Group Core Municipal Fund	1.13%	2.35%	2.37%	2.65%	0.28%
Capital Group Short-Term Municipal Fund	0.36	1.78	1.48	1.63	0.31 †
Capital Group California Core Municipal Fund	0.56	1.92	2.42	2.62	0.27
Capital Group California Short-Term Municipal Fund	0.04	1.35	1.26	1.34	0.29
Capital Group Core Bond Fund	–0.38	2.43	2.22	2.63	0.28

*	Since April 13, 2010.
†	The net expense ratio for Capital Group Short-Term Municipal Fund is 0.30%.

The investment adviser is currently reimbursing a portion of the expenses for Capital Group Short-Term Municipal Fund. This reimbursement will be in effect through at least January 1, 2023. The adviser may elect at its discretion to extend, modify or terminate the reimbursements at that time. Visit capitalgrouppcsfunds.com and capitalgroup.com for American Funds for more information.

Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity, so they may lose value.

Contents

1	Letter to investors

2	Funds’ 30-day yields and 12-month distribution rates

4	Fund reviews

Investment portfolios

9	Capital Group Core Municipal Fund

35	Capital Group Short-Term Municipal Fund

52	Capital Group California Core Municipal Fund

64	Capital Group California Short-Term Municipal Fund

70	Capital Group Core Bond Fund

82	Financial statements

105	Board of trustees and other officers

Fellow investors:

Bond indexes generally moved sideways in the 12 months ended October 31, 2021, as the fixed income market contended with shifting interest rates, heightened inflationary pressures and the shadow cast by the powerful equity market rally.

Despite the various challenges, the return of the Capital Group Core Bond Fund exceeded its benchmark by a notable margin, while results for Capital Group Private Client Services’ four municipal bond funds were comparable to their respective indices.

Beyond that, all five funds largely sidestepped a broad financial market pullback in September. Even though inflation fears caused yields to rise significantly during the month, the funds incurred only small declines. That stood in contrast to a far sharper drop in the stock market, underscoring the role that high-quality fixed income can play in preserving capital in portfolios.

Markets and economy

For the most part, bond indexes moved modestly during the year, generating either small gains or losses. Yields rose in the spring and again in the autumn — both times amid strengthening economic data and the specter of higher inflation. Beyond that, the attention-grabbing gains in the stock market overshadowed bonds throughout the year.

Fixed income was also weighed down by the expectation that the Federal Reserve would start scaling back its bond purchase program as a first step toward tighter monetary policies. Indeed, the central bank announced the launch of so-called tapering in November. However, the odds and timing of potential interest rate hikes remain highly uncertain, with any Fed action likely to depend on changing economic conditions and interest rates likely to remain low by historical standards.

On a positive note, the bond market’s reaction to the lead-up of the tapering announcement was subdued in comparison to the 2013 “taper tantrum,” when borrowing costs jumped sharply after the Fed unveiled similar plans to wind down bond purchases. In this case, policymakers telegraphed their thinking well in advance and soothed the market by indicating that they will move judiciously.

Capital Group Core Municipal Fund and Capital Group Short-Term Municipal Fund

Proposed tax increases in federal infrastructure and spending bills drove interest in tax-advantaged municipal bonds. The sector began the year fully priced after a rally in 2020, leading to tight spreads and limited yields. Nevertheless, each fund notched positive returns.

With a 0.99% return for the 12 months ended October 31, Capital Group Core Municipal Fund narrowly trailed its index, the Bloomberg Municipal Short-Intermediate 1–10 Years Index*, which gained 1.09%.

Capital Group Short-Term Municipal Fund rose 0.43%, compared to the 0.76% return for its index, the Bloomberg Municipal Short 1–5 Years Index*.

Capital Group California Core Municipal Fund and Capital Group California Short-Term Municipal Fund

Capital Group California Core Municipal Fund returned 0.53% for the past 12 months, slightly edging out the Bloomberg California Short-Intermediate Municipal Index*, which returned 0.52%.

Capital Group California Short-Term Municipal Fund gained 0.12%, short of the 0.42% return notched by the Bloomberg California Short Municipal Index*.

Private Client Services Funds	1

Capital Group Core Bond Fund

Capital Group Core Bond Fund declined 0.60% for the period, a much better result than the Bloomberg Intermediate A+ U.S. Government/Credit Index, which dropped 1.22%.*

The investment-grade bond market was in a holding pattern for much of the past 12 months as investors positioned themselves for a less dovish Fed. Returns were further pressured by unusually high inflation. The impact was especially apparent in securities with high sensitivity to interest rate changes. The yield on the 10-year U.S. Treasury note rose to 1.55% by October 31, up nearly 70 basis points, or 7/10ths of a percentage point, from the beginning of the period.

The Capital Group Core Bond Fund fared better than its index in part because managers reduced duration early on to make the fund less sensitive to rising rates.

Market outlook

Inflation continues to cloud the outlook for bonds, with some Fed governors suggesting they’re open to more hawkish measures if consumer prices keep climbing. Several factors are contributing to inflationary pressure: consumer demand, powered by high savings and low debt levels; snarled supply chains, which have yet to fully recover from the COVID-19 pandemic; and potentially slower growth in China, which could limit manufacturing output and complicate supply chain issues.

Nevertheless, the consensus view among Capital Group economists is that heightened inflation is likely to persist into 2022. Though inflation has been more pronounced and longer lasting than the market expected earlier this year, a return to more normal environments and previous spending patterns are expected to gradually relieve pressure on global factories and supply chains.

Furthermore, as they have in recent years, yields are expected to remain low by historical standards. As the September decline in markets indicates, high-quality fixed income can help preserve capital and provide income, helping to balance portfolios in a variety of market conditions.

Thank you for your trust and continued investment.

Sincerely,

John S. Armour
President

Mark Marinella
Senior Vice President

John R. Queen
Senior Vice President

December 15, 2021

*	Index definitions can be found on page 3.

The return of principal for bond funds and for funds with significant underlying bond holdings is not guaranteed. Fund shares are subject to the same interest rate, inflation and credit risks associated with the underlying bond holdings. Income from municipal bonds may be subject to state or local income taxes. Certain other income, as well as capital gain distributions, may be taxable. Refer to the funds’ prospectuses and the Risk Factors section of this report for more information on these and other risks associated with investing in the funds.

Shown in the table below are the 30-day SEC yields and 12-month distribution rates as of November 30, 2021, for Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund and Capital Group Core Bond Fund. The funds’ returns for the 12 months ended October 31, 2021, can be found on page 2.

For additional information about the funds, their investment results, holdings and portfolio managers, visit capitalgrouppcsfunds.com. You can also read our insights about the markets, industries and more at capitalgroup.com/pcs.

Funds’ 30-day yields and 12-month distribution rates

Below is a summary of each fund’s 30-day yield and 12-month distribution rate as of November 30, 2021. Each fund’s 30-day yield is calculated in accordance with the U.S. Securities and Exchange Commission (SEC) formula. The SEC yield reflects the rate at which each fund is earning income on its current portfolio of securities while the distribution rate reflects the funds’ past dividends paid to shareholders. Accordingly, the funds’ SEC yields and distribution rates may differ.

	SEC 30-day yield	Distribution rate

Capital Group Core Municipal Fund	0.62%	1.16%
Capital Group Short-Term Municipal Fund	0.40	0.84
Capital Group California Core Municipal Fund	0.43	1.02
Capital Group California Short-Term Municipal Fund	0.22	0.73
Capital Group Core Bond Fund	0.81	1.36

2	Private Client Services Funds

Results at a glance

For periods ended October 31, 2021, with all distributions reinvested

	Cumulative total returns		Average annual total returns
	1 year	5 years	10 years	Lifetime[1]

Capital Group Core Municipal Fund	0.99%	2.39%	2.39%	2.61%
Bloomberg Municipal Short-Intermediate 1–10 years Index[2]	1.09	2.39	2.49	2.74
Lipper Short-Intermediate Municipal Debt Funds Average[3]	1.11	1.84	1.93	2.11

Capital Group Short-Term Municipal Fund	0.43	1.81	1.51	1.61
Bloomberg Municipal Short 1–5 Years Index[2]	0.76	1.82	1.63	1.77
Lipper Short Municipal Debt Funds Average[3]	0.57	1.27	1.08	1.16

Capital Group California Core Municipal Fund	0.53	2.02	2.46	2.58
Bloomberg California Short-Intermediate Municipal Index[2]	0.52	2.15	2.50	2.75
Lipper California Short-Intermediate Municipal Debt Funds Average[3]	1.15	1.49	1.78	1.82

Capital Group California Short-Term Municipal Fund	0.12	1.36	1.29	1.32
Bloomberg California Short Municipal Index[2]	0.42	1.59	1.54	1.70
Lipper Short Municipal Debt Funds Average[3]	0.57	1.27	1.08	1.16

Capital Group Core Bond Fund	–0.60	2.39	2.14	2.57
Bloomberg Intermediate A+ U.S. Government/Credit Index[2]	–1.22	2.26	2.13	2.61
Lipper Short-Intermediate Investment Grade Debt Funds Average[3]	0.51	2.25	2.15	2.43

[1]	Since April 13, 2010.
[2]	The market indexes are unmanaged and, therefore, have no expenses. Investors cannot invest directly in an index. Source: Bloomberg Index Services Ltd.
[3]	Lipper averages reflect the current composition of all eligible mutual funds (all share classes) within a given category. Lipper source: Refinitiv Lipper.

Bloomberg Municipal Short-Intermediate 1–10 Years Index is a market value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to 10 years. Bloomberg Municipal Short 1–5 Years Index is a market value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to five years. Bloomberg California Short-Intermediate Municipal Index is a market value-weighted index that includes only investment-grade tax-exempt bonds that are issued from California with maturities of one to 10 years. Bloomberg California Short Municipal Index is a market value-weighted index that includes only investment-grade tax-exempt bonds that are issued from California with maturities of one to five years. Bloomberg Intermediate A+ U.S. Government/Credit Index is a market value-weighted index that tracks the total return of fixed-rate, publicly placed, dollar-denominated obligations issued by the U.S. Treasury, U.S. government agencies and quasi-federal corporations, corporate or foreign debt guaranteed by the U.S. government, and U.S. corporate and foreign debentures and secured notes that meet specified maturity, liquidity and quality requirements, with maturities of one to 10 years, excluding BBB-rated securities.

Private Client Services Funds	3

Capital Group Core Municipal Fund

(For the period April 13, 2010, through October 31, 2021, with dividends reinvested)

How a hypothetical $10,000 investment has grown

*	Bloomberg Municipal Short-Intermediate 1–10 Years Index is a market value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to 10 years. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of sales charges, commissions, account fees, expenses or U.S. federal income taxes. Investors cannot invest directly in an index. Source: Bloomberg Index Services Ltd.
†	Includes capital gain distributions.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. The results shown are before taxes on fund distributions and sale of fund shares.

Average annual total returns based on a hypothetical $1,000 investment

For periods ended October 31, 2021

	1 year	5 years	10 years

Capital Group Core Municipal Fund	0.99%	2.39%	2.39%

4	Private Client Services Funds

Capital Group Short-Term Municipal Fund

(For the period April 13, 2010, through October 31, 2021, with dividends reinvested)

How a hypothetical $10,000 investment has grown

*	Bloomberg Municipal Short 1–5 Years Index is a market value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to five years. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of sales charges, commissions, account fees, expenses or U.S. federal income taxes. Investors cannot invest directly in an index. Source: Bloomberg Index Services Ltd.
†	Includes capital gain distributions.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. The results shown are before taxes on fund distributions and sale of fund shares.

Investment results assume all distributions are reinvested and reflect applicable fees and expenses. When applicable, results reflect fee waivers and/or expense reimbursements, without which they would have been lower. Refer to the fund’s most recent prospectus for details.

Average annual total returns based on a hypothetical $1,000 investment

For periods ended October 31, 2021

	1 year	5 years	10 years

Capital Group Short-Term Municipal Fund	0.43%	1.81%	1.51%

Private Client Services Funds	5

Capital Group California Core Municipal Fund

(For the period April 13, 2010, through October 31, 2021, with dividends reinvested)

How a hypothetical $10,000 investment has grown

*	Bloomberg California Short-Intermediate Municipal Index is a market value-weighted index that includes only investment-grade tax-exempt bonds that are issued from California with maturities of one to 10 years. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of commissions, account fees, expenses or U.S. federal income taxes. Investors cannot invest directly in an index. Source: Bloomberg Index Services Ltd.
†	Includes capital gain distributions.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. The results shown are before taxes on fund distributions and sale of fund shares.

Average annual total returns based on a hypothetical $1,000 investment

For periods ended October 31, 2021

	1 year	5 years	10 years

Capital Group California Core Municipal Fund	0.53%	2.02%	2.46%

6	Private Client Services Funds

Capital Group California Short-Term Municipal Fund

(For the period April 13, 2010, through October 31, 2021, with dividends reinvested)

How a hypothetical $10,000 investment has grown

*	Bloomberg California Short Municipal Index is a market value-weighted index that includes only investment-grade tax-exempt bonds that are issued from California with maturities of one to five years. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of commissions, account fees, expenses or U.S. federal income taxes. Investors cannot invest directly in an index. Source: Bloomberg Index Services Ltd.
†	Includes capital gain distributions.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. The results shown are before taxes on fund distributions and sale of fund shares.

Average annual total returns based on a hypothetical $1,000 investment

For periods ended October 31, 2021

	1 year	5 years	10 years

Capital Group California Short-Term Municipal Fund	0.12%	1.36%	1.29%

Private Client Services Funds	7

Capital Group Core Bond Fund

(For the period April 13, 2010, through October 31, 2021, with dividends reinvested)

How a hypothetical $10,000 investment has grown

*	The Bloomberg Intermediate A+ U.S. Government/Credit Index is a market value-weighted index that tracks the total return of fixed-rate, publicly placed, dollar-denominated obligations issued by the U.S. Treasury, U.S. government agencies and quasi-federal corporations, corporate or foreign debt guaranteed by the U.S. government, and U.S. corporate and foreign debentures and secured notes that meet specified maturity, liquidity and quality requirements, with maturities of one to 10 years, excluding BBB-rated securities. This index is unmanaged, and its results include reinvested distributions but do not reflect the effect of account fees, expenses or U.S. federal income taxes. Investors cannot invest directly in an index. Source: Bloomberg Index Services Ltd.
†	Includes capital gain distributions.

Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. The results shown are before taxes on fund distributions and sale of fund shares.

Average annual total returns based on a hypothetical $1,000 investment

For periods ended October 31, 2021

	1 year	5 years	10 years

Capital Group Core Bond Fund	–0.60%	2.39%	2.14%

8	Private Client Services Funds

Capital Group Core Municipal Fund

Investment portfolio October 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 82.13%	Principal amount (000)	Value (000)
Alabama 1.19%
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	$825	$940
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	2,050	2,092
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2021-A, 4.00% 2051 (put 2023)	1,000	1,217
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2023 (preref. 2022)	100	104
City of Huntsville, Electric Rev. Bonds, Series 2017-A, 5.00% 2022	450	473
City of Huntsville, Electric Rev. Bonds, Series 2017-B, 5.00% 2022	400	421
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 1), Series 2021-A, 4.00% 2051 (put 2028)	1,440	1,682
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	1,985	2,377
		9,306

Alaska 0.31%
Housing Fin. Corp., Collateralized Bonds (Veterans Mortgage Program), Series 2019, 4.00% 2048	865	942
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044	910	986
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	150	158
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2032 (preref. 2023)	230	253
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2033 (preref. 2023)	110	121
		2,460

Arizona 1.11%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	295	368
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	370	472
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2027	400	492
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2028	550	692
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2033	80	104
Bullhead City, Excise Taxes Rev. Obligations, Series 2021-2, 1.15% 2027	375	368
County of Coconino, Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-B, 1.65% 2039 (put 2023)	1,500	1,526
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2029	1,000	1,266
Industrial Dev. Auth., Education Rev. Bonds (Greathearts Arizona Projects), Series 2021-A, 5.00% 2029	115	144
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2030	255	326
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2031	75	98
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,000	1,090
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2024 (preref. 2023)[1]	55	59

Private Client Services Funds	9

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2025 (preref. 2023)[1]	$45	$48
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 5.00% 2027	745	898
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	115	129
County of Pima, Industrial Dev. Auth., Rev. Bonds (Tucson Medical Center), Series 2021-A, 5.00% 2031	485	636
		8,716

Arkansas 0.08%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.60% 2044 (put 2022)[2]	600	600

California 4.01%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.95% 2045 (put 2023)[2]	2,205	2,221
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.50% 2056 (put 2026)[2]	425	430
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	195	192
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2023	75	77
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2024	85	89
Community Choice Fncg. Auth., Clean Energy Project Rev. Green Bonds, Series 2021-B-1, 4.00% 2052 (put 2031)	2,415	2,903
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024	165	177
Educational Facs. Auth., Rev. Bonds (University of Southern California), Series 2009-C, 5.25% 2024 (escrowed to maturity)	35	40
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023	105	108
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024	50	52
G.O. Bonds, Series 2020, 5.00% 2029	180	233
G.O. Bonds, Series 2021, 5.00% 2031	30	36
G.O. Bonds, Series 2021, 5.00% 2032	25	30
G.O. Bonds, Series 2021, 5.00% 2034	25	30
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023	1,265	1,374
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	1,000	1,268
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2030	55	73
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	1,000	1,048
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2028	315	353
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	739	852
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.25% 2037 (put 2022)[2]	1,000	1,001
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.75% 2050 (put 2026)[2]	340	345
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2025	250	290
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2024	85	96
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2026	60	69
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 4.00% 2022	75	75
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Cantamar Villas), Series 2021-D-1, 0.30% 2025 (put 2024)	55	55
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	75	75
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2023	50	54
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 5.00% 2032	955	1,287
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	860	965
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-C, 5.00% 2029	150	193
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 5.00% 2033	570	744
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2020-A, 5.00% 2023	1,500	1,620
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2022	1,250	1,295

10	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2024	$45	$49
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2025	45	50
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2026	45	51
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2027	45	52
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2028	40	47
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2028	655	807
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2030	1,000	1,291
RNR School Fncg. Auth., Community Facs. Dist. No. 92-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2028	1,000	1,192
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2029	70	85
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022	1,000	1,032
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	1,235	1,289
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-B, 5.00% 2030	230	304
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023	480	517
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2028	1,000	1,271
City of Santee, Community Facs. Dist. No. 2017-1, Special Tax Bonds (Weston Infrastructure), Series 2019, 5.00% 2022	135	140
City of Santee, Community Facs. Dist. No. 2017-1, Special Tax Bonds (Weston Infrastructure), Series 2019, 5.00% 2023	160	173
City of Santee, Community Facs. Dist. No. 2017-1, Special Tax Bonds (Weston Infrastructure), Series 2019, 5.00% 2024	170	190
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023	65	70
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	20	22
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023	490	528
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)	280	280
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	125	125
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	135	141
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2013-A, 5.00% 2023 (preref. 2022)	80	85
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	65	65
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2026	500	501
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-B-1, 0.45% 2030	20	20
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2030	180	229
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	165	193
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	850	924
		31,473

Colorado 1.87%
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 4.00% 2026	735	771
Certs. of Part., Series 2021-A, 5.00% 2028	495	628
Certs. of Part., Series 2021-A, 5.00% 2029	1,000	1,292
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-B, 5.00% 2021	75	75
City and County of Denver, Board of Water Commissioners, Water Rev. Bonds, Series 2021-A, 5.00% 2031	1,910	2,596
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2019-D, 5.00% 2031 (put 2022)	1,000	1,048
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	285	286
Educational and Cultural Facs. Auth., Rev. Ref. Bonds (Johnson & Wales University Project), Series 2013-B, 5.00% 2023 (escrowed to maturity)	1,805	1,922
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2024 (escrowed to maturity)	1,825	2,045
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-A, 5.00% 2048	125	150

Private Client Services Funds	11

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	$590	$647
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	905	985
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-L, Class I, 3.25% 2051	1,250	1,367
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029	70	87
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029	40	50
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030	150	189
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030	35	45
Weld County School Dist. RE-5J, G.O. Bonds, Series 2021, 5.00% 2023	475	522
		14,705

Connecticut 0.87%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)	140	140
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 5.00% 2029	330	422
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 5.00% 2030	450	559
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 5.00% 2031	310	391
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.25% 2037 (put 2024)	910	906
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	1,105	1,117
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044	70	72
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	255	266
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047	1,835	1,963
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	700	748
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	150	160
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	75	77
		6,821

Delaware 0.47%
G.O. Bonds, Series 2021, 5.00% 2029	1,220	1,562
G.O. Bonds, Series 2021, 5.00% 2031	945	1,260
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2022	290	297
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2023	200	213
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2024	300	333
		3,665

District of Columbia 0.55%
G.O. Bonds, Series 2015-A, 5.00% 2032	1,800	2,075
Income Tax Secured Rev. Bonds, Series 2011-A, 5.00% 2029	235	236
Income Tax Secured Rev. Bonds, Series 2020-A, 5.00% 2032	750	970
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2033	215	278
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	600	736
		4,295

Florida 5.52%
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2021, 4.00% 2022	20	20
County of Brevard, Health Facs. Auth., Rev. Ref. Bonds (Health First, Inc. Project), Series 2014, 5.00% 2022	500	510
County of Brevard, Health Facs. Auth., Rev. Ref. Bonds (Health First, Inc. Project), Series 2014, 5.00% 2033	130	143
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)	135	135
Capital Trust Agcy., Multi Family Housing Rev. Bonds (GMF - Stonybrook Apartments), Series 2012-A, 5.50% 2047 (preref. 2022)	540	552
Central Florida Expressway Auth., Rev. Bonds, Series 2019-B, 5.00% 2030	1,000	1,278
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	170	175
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2030	655	861

12	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2031	$1,070	$1,433
Connerton West Community Dev. Dist., Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2026	345	373
Connerton West Community Dev. Dist., Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.20% 2027	355	391
Connerton West Community Dev. Dist., Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.25% 2028	370	412
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023	120	129
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2021-B, 5.00% 2022	1,000	1,028
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2016-B, 5.00% 2028	750	897
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2012-A, 5.00% 2022 (escrowed to maturity)	1,000	1,020
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2026	655	771
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	1,110	1,182
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-1, 4.00% 2049	1,105	1,188
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050	1,090	1,187
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	155	169
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	735	795
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	45	46
Housing Fin. Corp., Multi Family Mortgage Rev. Bonds (Valencia Park Apartments), Series 2021-A, FHA insured, 0.25% 2023 (put 2022)	630	629
JEA, Electric System Rev. Bonds, Series 2014-A-3, 5.00% 2022	600	626
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2026	500	600
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2026	340	408
JEA, Electric System Rev. Bonds, Series 2020-A-3, 5.00% 2030	50	64
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2031	2,095	2,769
JEA, Electric System Rev. Bonds, Series 2021-A-3, 5.00% 2033	625	826
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2033	50	64
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2024	280	291
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2025	285	299
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2026	295	312
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2027	300	319
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2028	305	325
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.625% 2029	315	338
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 5.00% 2025	1,150	1,342
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2014-A, BAM insured, 5.00% 2026	780	873
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2026	760	851
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Platform 3750), Series 2021, 0.25% 2024 (put 2021)	510	510
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	420	420
County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2007, 0.45% 2027 (put 2021)	4,090	4,090
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2025 (preref. 2022)	25	26
City of Miami Beach, Health Facs. Auth., Hospital Rev. and Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2014, 5.00% 2027	145	163
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	1,000	1,200
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Ref. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2031	300	328
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Dunwoodie Place Apartments), Series 2021-A, 0.20% 2024 (put 2023)	200	200
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)	2,000	2,000
Orlando-Orange County Expressway Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2032 (preref. 2023)	1,020	1,099
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2027	300	340
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)	185	201

Private Client Services Funds	13

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2023	$630	$674
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.625% 2024	1,065	1,114
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.00% 2022	340	342
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2024	500	562
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2020, 5.00% 2028	1,000	1,262
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2028	215	268
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2029	250	318
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2030	260	336
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2019-B, 5.00% 2028	1,000	1,260
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024	430	483
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.00% 2024	530	543
		43,370

Georgia 2.50%
County of Appling, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2038 (put 2025)	885	907
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	285	285
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2013, 2.925% 2053 (put 2024)	600	632
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	685	702
City of Columbus, Dev. Auth., Multi Family Housing Rev. Bonds (Highland Terrace Phase II Project), Series 2021-B, 0.34% 2025 (put 2024)	425	424
County of Dawson, Dev. Auth., Multi Family Housing Rev. Bonds (Peaks of Dawsonville Project), Series 2021, 0.28% 2023	250	249
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	140	140
G.O. Bonds, Series 2020-A, 5.00% 2023	160	173
G.O. Bonds, Series 2020-A, 5.00% 2029	1,875	2,434
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2014-A-1, 4.00% 2044	225	232
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045	160	167
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-A, 4.00% 2047	405	431
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.885% 2048 (put 2023)[2]	155	156
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	980	1,078
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)	1,500	1,708
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2021-C, 4.00% 2052 (put 2028)	3,305	3,872
Metropolitan Atlanta Rapid Transit Auth., Sales Tax Rev. Ref. Bonds (Third Indenture Series), Series 2012-A, 5.00% 2030 (preref. 2022)	630	650
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2031	415	533
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2029	495	624
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2030	430	550
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2029	120	149
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2030	115	142
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2024	1,000	1,098
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2029	870	1,085
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2031	785	1,008
Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Dallas Manor Apartments Project), Series 2021, 0.25% 2024 (put 2023)	120	120
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2030	80	102
		19,651

14	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Guam 0.06%
Waterworks Auth., Water and Wastewater System Rev. Bonds, Series 2013, 5.25% 2024	$450	$482

Hawaii 0.17%
Airports System Rev. Bonds, Series 2018-D, 5.00% 2030	1,000	1,294

Idaho 0.13%
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2015-A, 5.00% 2022	1,000	1,033

Illinois 6.34%
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2025	350	403
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2023	1,100	1,202
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2014-B, 5.00% 2028	500	548
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2022	400	403
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2023	560	589
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 2024	65	72
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2023	500	504
City of Chicago, Wastewater Transmission Rev. Project Bonds, Series 2014, 5.00% 2028	385	421
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	200	218
City of Chicago, Water Rev. Ref. Bonds, Series 2004, 5.00% 2021	1,895	1,895
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2023	200	218
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2028	355	438
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2013, 5.00% 2023	200	216
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2025	110	128
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2027	500	611
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2028	400	499
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2008-A-1, 4.00% 2030	1,000	1,119
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2025	125	143
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2026	120	141
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2033	500	600
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2027	590	668
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2029	1,000	1,281
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2033	280	361
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2027	250	290
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	105	124
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2024	310	343
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.75% 2042 (put 2026)[2]	140	140
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026	600	710
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2028	400	484
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2021	500	501
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2028	1,000	1,148
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2029	500	573
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2029	800	1,022
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2030	360	468
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025	270	316
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 5.00% 2032	510	676
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 5.00% 2033	365	482
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2026	770	895
Fin. Auth., Water Facs. Rev. Ref. Bonds (American Water Capital Corp. Project), Series 2020, 0.70% 2040 (put 2023)	215	215
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2021	1,150	1,150
G.O. Bonds, Series 2017-A, 5.00% 2021	500	502
G.O. Bonds, Series 2016, 5.00% 2022	130	131

Private Client Services Funds	15

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
G.O. Bonds, Series 2014, 5.00% 2022	$110	$113
G.O. Bonds, Series 2017-D, 5.00% 2027	205	246
G.O. Bonds, Series 2020-B, 5.00% 2029	2,090	2,577
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022	215	218
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2021-C, 0.80% 2026	40	40
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)	810	810
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.05% 2050 (put 2025)[2]	2,000	2,043
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	1,605	1,770
Housing Dev. Auth., Rev. Bonds, Series 2021-D, 3.00% 2051	1,665	1,798
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2022	1,465	1,493
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2025	225	262
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,000	1,160
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2023	620	665
Sales Tax Securitization Corp., Sales Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2024	1,000	1,095
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2027	1,000	1,201
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	2,000	2,110
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025	1,180	1,346
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-A, 5.00% 2027	1,250	1,448
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-A, 5.00% 2028	1,110	1,283
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2029	440	555
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2024	500	549
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	740	844
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2028	635	784
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2018-A, 5.00% 2025	135	155
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2020-A, 5.00% 2028	1,000	1,239
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2005-A, National insured, 5.50% 2023	500	537
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	500	572
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2008-A, Assured Guaranty Municipal insured, 5.25% 2024	30	30
		49,791

Indiana 1.41%
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	140	147
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)	1,165	1,247
Fin. Auth., Rev. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2012, 5.00% 2030 (preref. 2022)	515	523
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2019-E, 5.00% 2022	750	759
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2021-B, 5.00% 2028	575	715
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2022	130	136
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2023	275	300
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2023	85	93
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-2, 5.00% 2027	335	413
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023	30	32
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023	80	86
Housing and Community Dev. Auth., Collateralized Rev. Bonds (RD Moving Forward Justus Project), Series 2021, 0.33% 2024 (put 2023)	710	709
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2048	1,825	1,991
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	160	174
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	110	118
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-C-1, 3.00% 2052	355	385
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2026	340	401
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2027	330	399
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2028	435	537

16	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2029	$265	$333
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2030	435	558
City of Kokomo, Multi Family Housing Rev. Bonds (KHA RAD I Apartments), Series 2021-A, 0.56% 2025 (put 2024)	1,030	1,030
		11,086

Iowa 0.35%
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2019-A-2, 2.875% 2049	15	15
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.00% 2047	835	929
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	25	27
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	1,000	1,183
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2031	320	420
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2033	135	175
		2,749

Kansas 0.15%
Turnpike Auth., Rev. Ref. Bonds, Series 2020-A, 3.00% 2025	950	1,040
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)	110	114
		1,154

Kentucky 0.97%
County of Carroll, Environmental Facs. Rev. Bonds, Series 2008-A, 2.00% 2032	725	738
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	1,000	894
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	365	364
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	1,575	1,576
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	635	635
County of Owen, Water Facs. Rev. Ref. Bonds (Kentucky - American Water Co. Project), Series 2019, 2.45% 2039 (put 2029)	750	795
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	170	177
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	410	441
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	1,180	1,308
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	185	203
Turnpike Auth., Econ. Dev. Road Rev. Ref. Bonds (Revitalization Projects), Series 2022-A, 5.00% 2031	270	346
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2022	135	138
		7,615

Louisiana 2.04%
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2022	85	88
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2026	1,250	1,496
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 1.30% 2041 (put 2028)	1,270	1,287
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	1,135	1,337
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-1, 0.60% 2043 (put 2023)	2,000	2,001
Grant Anticipation Rev. Bonds, Series 2021, 5.00% 2023	335	364
Housing Corp., Multi Family Housing Rev. Bonds (Arbours at Lafayette Project), Series 2021, 0.35% 2024 (put 2023)	375	375
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)	215	214
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2021-B, 3.00% 2051	755	813

Private Client Services Funds	17

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2027	$1,000	$1,235
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-A, 2.00% 2030	105	106
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	1,500	1,547
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2007-A, 1.65% 2027 (put 2023)	905	923
Public Facs. Auth., Hospital Rev. Ref. Bonds (Lafayette General Health System Project), Series 2016-A, 5.00% 2041 (preref. 2025)	1,000	1,177
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	2,000	2,042
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	285	294
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2022	115	118
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2023	105	112
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2024	80	91
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2025	145	163
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2026	140	169
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	90	96
		16,048

Maine 0.05%
Housing Auth., Mortgage Purchase Bonds, Series 2017-A, 4.00% 2047	355	376

Maryland 1.16%
Community Dev. Administration, Dept. of Housing and Community Dev., Multi Family Housing Dev. Rev. Bonds (Somerset Extension), Series 2019-H, 1.795% 2022	215	216
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-C, 4.00% 2044	235	247
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	1,760	1,961
G.O. Rev. Ref. Bonds, State and Local Facs. Loan of 2021, Series 2022-D-2, 4.00% 2029	585	694
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	565	606
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2049	1,510	1,628
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2024	165	187
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 5.00% 2033	745	968
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2021, 5.00% 2030	2,000	2,625
		9,132

Massachusetts 0.38%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	180	179
Dev. Fin. Agcy., Rev. Bonds (Williams College Issue), Series 2011-N, 0.45% 2041 (put 2025)	150	149
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2024	615	696
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.30% 2023	50	50
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.40% 2024	65	65
Housing Fin. Agcy., Housing Green Bonds, Series 2021-B-2, 0.75% 2025	55	55
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 169, 4.00% 2044	165	169
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 4.00% 2045	310	322
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	1,000	1,289
		2,974

Michigan 3.00%
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	185	191
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	2,555	2,688
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022	40	40
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2027	250	289

18	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2026	$105	$124
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A, 5.00% 2028	1,000	1,242
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2029	205	260
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2032	500	645
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	615	632
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2021	650	653
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2022	475	500
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2012-C, 5.00% 2026 (preref. 2022)	400	411
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	1,000	1,001
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2019-A-1, 1.50% 2022	1,210	1,211
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025	185	185
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	475	503
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	270	286
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	635	685
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	1,750	1,910
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2049	850	934
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	970	1,055
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	2,130	2,302
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2023	300	318
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2030	700	886
County of Monroe, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Project), Series 1992-AA, National insured, 6.95% 2022	1,000	1,055
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Pollution Control Bonds Project), Series 1995-CC, 1.45% 2030	1,630	1,598
Trunk Line Fund Bonds, Series 2021-A, 5.00% 2031	575	770
Trunk Line Fund Bonds, Series 2021-A, 5.00% 2032	860	1,147
		23,521

Minnesota 1.43%
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	535	534
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-B, 4.00% 2038	260	275
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-B, 3.50% 2046	670	708
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-B, 4.00% 2047	545	583
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	385	414
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	305	329
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049	1,665	1,829
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2019-B, 4.25% 2049	780	859
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-E, 3.50% 2050	285	309
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	535	576
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	1,205	1,300
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)	300	300
City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-C, 4.50% 2038 (put 2021)	1,000	1,001
Regents of the University of Minnesota, G.O. Bonds, Series 2011-D, 5.00% 2029 (preref. 2021)	1,265	1,270
Regents of the University of Minnesota, G.O. Rev. Ref. Bonds, Series 2017B, 5.00% 2021	960	964
		11,251

Mississippi 0.49%
Business Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004, 0.70% 2029 (put 2026)	1,460	1,436
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2023	850	924
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2026	500	580
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	230	229
Home Corp., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2048	645	700
		3,869

Private Client Services Funds	19

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri 0.84%
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-B, 5.00% 2052 (put 2028)	$2,360	$2,922
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	1,335	1,403
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-B, 3.25% 2047	293	310
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	560	608
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	600	646
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-A, 3.75% 2038	100	106
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2031	500	628
		6,623

Montana 0.06%
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	120	126
Board of Housing, Single Family Mortgage Bonds, Series 2020-C, 3.00% 2050	300	322
		448

Nebraska 0.70%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2032 (preref. 2022)	1,190	1,236
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-A, 3.00% 2043	15	15
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	110	116
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	285	296
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	75	76
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	1,735	1,888
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	640	695
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	1,120	1,210
		5,532

Nevada 0.67%
Clark County School Dist., Limited Tax G.O. School Bonds, Series 2015-D, 5.00% 2022	500	514
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2033	760	996
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2029	770	987
County of Clark, Pollution Control Rev. Ref. Bonds (Nevada Power Co. Projects), Series 2017, 1.65% 2036 (put 2023)	1,355	1,378
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Limited Obligation Rev. Ref. Bonds, Series 2017, 2.00% 2023	435	444
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	245	245
Las Vegas Valley Water Dist., Limited Tax G.O. Water Rev. Ref. Bonds, Series 2020-A, 5.00% 2024	595	666
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	10	10
		5,240

New Hampshire 0.28%
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2012, 4.00% 2022 (escrowed to maturity)	575	579
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2022 (escrowed to maturity)	320	322
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire Issue), Series 2017-A, 5.00% 2022	500	516
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire Issue), Series 2017-A, 5.00% 2023	600	646
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	98	115
		2,178

20	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey 0.98%
Atlantic City, Tax Appeal Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2022	$200	$203
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 5.00% 2029	500	628
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-A, 1.00% 2023	2,025	2,045
Garden State Preservation Trust, Open Space and Farmland Preservation Rev. Ref. Bonds, Series 2012-A, 5.00% 2021	200	200
Health Care Facs. Fncg. Auth., Rev. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2021-A, 5.00% 2033	375	494
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	340	379
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	205	229
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2022	1,185	1,215
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2023	500	534
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2029	225	276
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2028	750	938
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	240	283
Turnpike Auth., Turnpike Rev. Bonds, Series 2014-A, 5.00% 2028	230	257
		7,681

New Mexico 1.36%
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2027	400	490
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan and Four Corners Projects), Series 2016-B, 2.15% 2033	1,130	1,098
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-D, 1.10% 2040 (put 2023)	500	503
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	2,615	2,642
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-B-1, Class I, 4.00% 2049	800	870
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	135	148
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050	2,350	2,587
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-A, Class I, 3.00% 2052	865	933
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	260	281
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)	960	1,101
		10,653

New York 7.69%
Build NYC Resource Corp., Rev. Ref. Bonds (Ethical Culture Fieldston School Project), Series 2015, 5.00% 2024	395	439
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022	200	203
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2028	1,000	1,247
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2030	2,000	2,597
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2030	1,500	1,839
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2030	605	784
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A-2, 5.00% 2031	165	214
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2022	200	204
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2018-H, 2.75% 2022	660	676
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 1.55% 2023	705	708
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.85% 2024	345	345
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025	1,500	1,501
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-2, 0.75% 2025	275	275
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)	690	688
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-I-2, 0.70% 2056 (put 2025)	380	379
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 1.70% 2030	410	403
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 1.90% 2031	195	193
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.807% 2033 (put 2023)[2]	1,000	1,003
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.807% 2033 (put 2023)[2]	840	843
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2023	375	409
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)	1,000	1,050
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.50% 2044 (put 2022)[2]	750	751
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	2,180	2,757

Private Client Services Funds	21

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2047 (preref. 2022)	$1,100	$1,155
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	880	883
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.833% 2032 (put 2026)[2]	315	319
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2023	1,000	1,092
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2023	305	333
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2024	165	187
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2027	535	651
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	1,015	1,075
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	1,465	1,579
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	965	1,024
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047	750	820
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2028	2,000	2,519
New York City G.O. Bonds, Series 2018-A, 5.00% 2028	565	693
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2030	2,350	3,066
New York City G.O. Bonds, Series 2018-E-1, 5.00% 2031	1,635	2,018
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2032	1,750	2,252
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2032	1,435	1,885
New York City G.O. Bonds, Series 2008-L-5, 5.00% 2032	100	131
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2033	370	485
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	290	334
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2024	375	414
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	320	330
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022	160	160
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2016-C-2, 0.23% 2050 (put 2022)	190	190
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	325	326
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-G-2-A, 2.00% 2057 (put 2021)	275	276
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	700	701
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	835	830
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-DD, 5.00% 2029	465	599
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022	35	36
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023	65	69
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024	1,025	1,166
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2030	355	467
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2031	760	993
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2031	195	261
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2032	910	1,208
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2032	110	143
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-B-1, 5.00% 2034	1,390	1,825
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 2.00% 2022	150	151
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 4.00% 2023	140	147
Public Housing Capital Fund Rev. Trust I, Trust Certs., Series 2012, 4.50% 2022[3]	63	63
County of Suffolk, Econ. Dev. Corp., Rev. Ref. Bonds (Peconic Landing at Southold, Inc. Project), Series 2010, 3.125% 2025	225	238
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 5.00% 2033	1,000	1,299
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2030	155	199
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2028	295	369
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2032	2,000	2,584
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2033	1,275	1,642
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025	130	143
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe LP Project), Series 2021, 0.28% 2024 (put 2023)	1,550	1,548
		60,386

22	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina 1.82%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	$1,130	$1,129
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	80	80
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	1,725	1,722
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-D, 5.00% 2049 (put 2031)	1,170	1,561
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-C, 5.00% 2050 (put 2028)	585	744
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	890	971
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	995	1,066
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	315	348
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)	405	405
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022	1,705	1,746
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.455% 2041 (put 2022)[2]	1,480	1,482
University of North Carolina at Charlotte, General Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	1,000	1,091
County of Wake, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2022	1,190	1,214
County of Wake, Limited Obligation Bonds, Series 2021, 5.00% 2023	675	718
		14,277

North Dakota 0.46%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	800	801
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 5.00% 2030	280	358
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	965	1,023
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	210	219
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	305	327
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-F, 4.00% 2048	230	247
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	170	186
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	440	475
		3,636

Ohio 2.68%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-B, 1.375% 2026 (put 2024)	200	199
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-C, 1.50% 2026 (put 2025)	50	50
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. Bonds (Summa Health Obligated Group), Series 2020, 5.00% 2028	680	845
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. Bonds (Summa Health Obligated Group), Series 2020, 5.00% 2030	350	449
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2027	1,500	1,855
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2030	400	517
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-A, 5.00% 2022	810	839
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-A, 5.00% 2027	570	699
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-B, 5.00% 2047 (put 2022)	575	588
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	180	228
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2030	115	149
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2012-A, 5.00% 2025	1,000	1,008
City of Dayton, Metropolitan Housing Auth., Multi Family Housing Rev. Bonds (Southern Montgomery Apartments Project), Series 2021-A, 0.32% 2024 (put 2023)	200	200
G.O. Common Schools Rev. Ref. Bonds, Series 2021-B, 5.00% 2028	685	867
G.O. Conservation Projects Bonds, Series 2019-A, 2.00% 2022	65	65
G.O. Infrastructure Improvement Bonds, Series 2021-A, 5.00% 2030	190	247
County of Hamilton, Hospital Facs. Rev. Bonds (UC Health), Series 2014, 5.00% 2025	400	439
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2029	1,000	1,269
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2030	280	362
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)	200	200
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Franklin Manor North Project), Series 2021, 0.25% 2024 (put 2023)	440	439

Private Client Services Funds	23

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	$305	$305
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)	655	654
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	320	344
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	620	687
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	620	680
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-C, 3.25% 2051	860	940
Madison Local School Dist., School Improvement Rev. Ref. Bonds, Series 2014, 5.25% 2037 (preref. 2022)	1,095	1,127
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2028	700	891
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2029	300	389
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2030	75	97
North East Ohio Regional Sewer Dist., Wastewater Improvement Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2044 (preref. 2024)	1,000	1,140
Public Facs. Commission, Higher Education G.O. Bonds, Series 2015-C, 5.00% 2028	1,000	1,153
Rev. Bonds (Premier Health Partners Obligated Group), Series 2020, 5.00% 2033	85	106
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025	115	122
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023	155	167
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2019-A, 5.00% 2029	130	166
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2032	455	590
		21,072

Oklahoma 0.20%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023	595	642
Housing Fin. Agcy., Collateralized Rev. Bonds (Deer Park & Apple Run Apartments), Series 2019, 1.60% 2022	750	752
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2032	120	156
		1,550

Oregon 0.91%
County of Deschutes, Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2029	225	272
County of Deschutes, Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2030	265	324
Facs. Auth., Rev. Bonds (University of Portland Projects), Series 2015-A, 5.00% 2031	600	679
G.O. Bonds (Veteran’s Welfare Bonds Series 108), Series 2021-O, 3.00% 2051	2,095	2,274
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2020, 3.50% 2050	280	305
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)	460	459
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	175	175
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	685	732
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2016-A, 4.00% 2047	400	423
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-A, 4.50% 2049	135	146
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-C, 3.00% 2052	1,235	1,326
		7,115

Pennsylvania 2.76%
County of Allegheny, Airport Auth., Airport Rev. Bonds, Series 2013-A, 5.00% 2022	400	406
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 5.00% 2022	1,000	1,033
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2020-A, 5.00% 2026	500	595
County of Berks, G.O. Bonds, Series 2015, 4.00% 2027 (preref. 2023)	35	38
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.384% 2030 (put 2025)[2]	195	195

24	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.384% 2031 (put 2025)[2]	$265	$265
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.384% 2032 (put 2025)[2]	205	205
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)	150	164
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)	130	143
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004-A, 2.15% 2021	200	200
Econ. Dev. Fncg. Auth., UPMC Rev. Bonds, Series 2021-A, 5.00% 2028	1,500	1,885
Fncg. Auth., Rev. Bonds, Series 2013-A-2, 5.00% 2027 (preref. 2022)	500	514
Fncg. Auth., Rev. Bonds, Series 2013-A-2, 5.00% 2042 (preref. 2022)	580	596
G.O. Bonds, Series 2011-1, 5.00% 2025 (preref. 2021)	700	701
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.65% 2049 (put 2024)[2]	455	458
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	1,005	1,073
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	1,000	1,072
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	220	235
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	1,030	1,026
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)	330	329
County of Lehigh, General Purpose Auth., Rev. Bonds (The Good Shepherd Group), Series 2021-A, 4.00% 2023	95	102
County of Montgomery, Higher Education and Health Auth., Hospital Rev. Bonds (Abington Memorial Hospital Obligated Group), Series 2012-A, 5.00% 2031 (preref. 2022)	350	360
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2018-C, 0.77% 2051 (put 2023)[2]	400	400
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Foulkeways at Gwynedd Project), Series 2016, 5.00% 2026	400	455
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 4.00% 2021	100	100
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 4.00% 2023	125	134
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.097% 2048 (put 2022)[2]	175	176
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2022	1,050	1,092
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2025	415	483
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2030	260	334
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2031	125	163
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2016-F, 5.00% 2023	1,500	1,628
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2026	1,000	1,198
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2042 (preref. 2022)	575	605
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2029 (preref. 2021)	1,315	1,320
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2030 (preref. 2021)	335	336
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2030	165	216
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2031	295	387
Turnpike Commission, Turnpike Rev. Bonds (Motor License Fund), Series 2012-A, 5.00% 2026 (preref. 2021)	1,000	1,004
		21,626

Rhode Island 0.30%
Commerce Corp., Grant Anticipation Rev. Ref. Bonds (Dept. of Transportation), Series 2016-A, 5.00% 2023	500	538
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 75-A, 3.00% 2051	1,530	1,655
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	195	195
		2,388

South Carolina 1.18%
County of Charleston, G.O. Capital Improvement Transportation Sales Tax Bonds, Series 2011, 5.00% 2024 (preref. 2021)	515	515
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)	460	459
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 5.00% 2028	100	125
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2013, 5.00% 2043 (preref. 2023)	1,000	1,060
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-A, 4.00% 2047	365	387

Private Client Services Funds	25

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	$95	$102
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	755	837
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	645	699
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	510	546
Lexington County Health Services Dist., Inc., Hospital Rev. Ref. Bonds, Series 2017, 5.00% 2022	600	628
Lexington County Health Services Dist., Inc., Hospital Rev. Ref. Bonds, Series 2017, 5.00% 2024	500	566
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	180	193
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 5.00% 2029	520	666
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2021	500	502
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2022	350	368
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2023	125	137
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028	510	524
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028 (preref. 2022)	490	504
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	340	341
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	100	114
		9,273

South Dakota 1.04%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	550	575
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	830	878
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2017-B, 4.00% 2047	1,175	1,263
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048	1,440	1,593
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	315	344
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	2,255	2,433
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-C, 3.50% 2051	975	1,064
		8,150

Tennessee 0.66%
Town of Greeneville, Health and Educational Facs. Board, Multi Family Housing Rev. Bonds (People RD Portfolio Project), Series 2019, 1.45% 2022 (put 2021)	20	20
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-1-C, 4.50% 2037	30	30
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-2-C, 4.00% 2038	25	25
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	470	504
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2-B, 4.00% 2042	465	500
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 4.00% 2046	460	488
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2020-3-A, 3.50% 2050	110	120
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 3.75% 2050	450	493
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-1, 4.25% 2050	835	913
City of Knoxville, Community Dev. Corp., Collateralized Multi Family Housing Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)	155	154
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2021-A, 5.00% 2031	355	455
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Green Bonds, Series 2021-A, 5.00% 2030	145	189
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	1,000	1,291
		5,182

Texas 13.85%
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	65	65
Alvarado Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	795	842
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2025	600	689
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2027	225	274
Angleton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2025	620	711
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2023	885	968
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2024	400	454
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2026	400	476

26	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2028	$595	$741
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2029	235	298
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2026	1,900	2,273
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2027	1,000	1,225
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2029	510	650
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2030	485	629
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2028	650	808
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2017-B, 5.00% 2026	450	540
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2027	460	529
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2017-B, 5.00% 2027	250	301
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2028	475	546
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2029	395	451
Arlington Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2026	325	385
City of Arlington, Permanent Improvement Bonds, Series 2021-A, 5.00% 2030	140	183
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)	1,000	1,001
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2030	160	210
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	740	867
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2030	110	145
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2031	135	181
Barbers Hill Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2030	375	486
Beaumont Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2026	1,500	1,776
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	480	592
Brazosport Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	115	117
Burnet Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	215	280
County of Cameron, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)	205	205
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,000	1,217
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Mission Trail at El Camino Real Apartments), Series 2019, 2.10% 2037 (put 2022)	1,080	1,081
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)	3,920	3,922
Carroll Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2026	970	1,148
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023	230	244
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2021-D, 5.00% 2030	320	409
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2021-D, 5.00% 2032	520	679
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 5.00% 2028	1,100	1,335
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)	205	204
Clifton Higher Education Fin. Corp., Education Rev. and Ref. Bonds (Idea Public Schools), Series 2017, 5.00% 2027	1,360	1,672
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2025	500	582
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2026	1,000	1,199
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2032	680	876
Conroe Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	220	223
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2027	675	831
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2027	490	599
Crowley Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2025	1,000	1,163
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2028	310	389
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2029	400	508
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031	260	327
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 4.00% 2039	1,000	1,034
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	675	675
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Notes (Estates at Shiloh), Series 2019, 1.25% 2037 (put 2023)	430	436

Private Client Services Funds	27

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	$120	$130
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	155	160
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2028	2,000	2,396
Eagle Mountain-Saginaw Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027	600	738
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	500	565
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	1,515	1,511
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	340	343
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	275	357
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2031	255	337
G.O. Water Financial Assistance Rev. Ref. Bonds, Series 2021-B, 4.00% 2028	175	197
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	510	509
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021, 5.00% 2022	675	686
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2028	80	99
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2031	150	196
City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2024	135	149
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 0.60% 2035 (put 2026)	340	337
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.15% 2049 (put 2022)	555	555
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	185	187
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	330	330
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2022	1,000	1,028
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-2, (SIFMA Municipal Swap Index + 0.57%) 0.62% 2049 (put 2024)[2]	1,000	1,004
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-B, 5.00% 2041 (put 2024)	1,000	1,132
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2013-B, (SIFMA Municipal Swap Index + 0.90%) 0.95% 2022[2]	250	251
County of Harris, Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2019-A, (3-month USD-LIBOR x 0.70 + 0.65%) 0.707% 2046 (put 2024)[2]	535	537
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	455	455
County of Harris, Health Facs. Dev. Corp., Rev. Ref. Bonds (CHRISTUS Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.20% 2031[2]	125	125
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	365	383
Hays Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2030	2,045	2,448
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)	185	185
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	345	345
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	630	629
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2019-A, 4.75% 2049	1,195	1,322
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	2,300	2,490
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	1,270	1,415
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051	370	407
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	850	922
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	255	254
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2027	500	607
City of Houston, Combined Utility System Rev. Bonds, Series 2011-D, 5.00% 2026 (preref. 2021)	185	185
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2027	550	682
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2028	225	264
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2030	25	30
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2031	10	12

28	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	$325	$324
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2027	1,050	1,265
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2028	250	306
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	465	471
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 5.00% 2031	115	145
Killeen Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	445	451
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	575	610
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2022, Assured Guaranty Municipal insured, 5.00% 2032	380	484
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2022	460	472
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2024	255	285
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2027	1,750	2,141
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2021-A, 5.00% 2031	570	747
Lumberton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2029	245	312
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	325	322
County of Midland, Public Fac. Corp., Multi Family Housing Rev. Bonds (Palladium at West Francis), Series 2020, 0.35% 2024 (put 2023)	1,000	998
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	480	555
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022	660	693
Nederland Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	195	248
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2028	235	265
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	220	219
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 2.375% 2047 (put 2022)	500	508
North East Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019-A, 4.00% 2032	215	251
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 5.00% 2031	435	579
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2034	950	1,139
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022	170	177
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	220	222
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	500	549
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	300	340
North Texas Tollway Auth., System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-D, Assured Guaranty insured, 0% 2030	500	435
Northside Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027	850	1,048
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2030	175	227
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	105	137
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2013, 5.00% 2038 (preref. 2023)	700	743
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	755	755
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2029	260	331
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038	1,000	1,059
Pflugerville Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2022	1,000	1,014
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	255	331
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2031	60	79
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2021)	415	427
Round Rock Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022	600	621
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	475	503
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,000	1,198
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2015-B, 2.00% 2033 (put 2021)	1,150	1,152
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	250	257
City of San Antonio, General Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2022	270	273
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2022	185	190
Sheldon Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2022	250	253

Private Client Services Funds	29

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Sherman Independent School Dist., Unlimited Tax School Building Bonds, Series 2018-A, 5.00% 2027	$1,010	$1,228
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031	465	582
County of Tarrant, Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Christus Health), Series 2018-A, 5.00% 2023	850	916
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2017-E, 5.00% 2022	1,425	1,462
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	270	286
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	90	100
Transportation Commission, Highway Improvement G.O. Bonds, Series 2016-A, 5.00% 2028	200	237
County of Travis, Strategic Housing Fin. Corp., Multi Family Housing Rev. Bonds (Yager Flats), Series 2021, 0.46% 2041 (put 2025)	3,000	2,980
Trinity River Auth., Regional Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2030	235	306
Trinity River Public Fac. Corp., Multi Family Housing Rev. Bonds (Cowan Place Apartments), Series 2021, 0.28% 2024 (put 2023)	500	499
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2025	240	277
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2026	760	903
Water Dev. Board, State Revolving Fund, Rev. Bonds, Series 2021, 5.00% 2031	260	348
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 5.00% 2029	990	1,239
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2021, 5.00% 2032	1,040	1,392
Wylie Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2030	1,790	2,327
		108,738

Utah 0.42%
Canyons School Dist., Local Building Auth., Lease Rev. Bonds, Series 2021, 5.00% 2029	1,000	1,284
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2015-D-2, 4.00% 2045	155	165
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2025	450	522
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2026	620	740
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018, 4.00% 2022	335	346
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023	80	86
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2026	95	112
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2030	25	32
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2031	20	26
		3,313

Vermont 0.06%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2018-A, 4.00% 2048	245	264
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050	165	181
		445

Virginia 1.51%
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2031	600	773
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2032	215	276
County of Charles City, Econ. Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004-A, 2.875% 2029	1,000	1,082
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2012-A, 5.00% 2024 (preref. 2022)	295	298
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2033	1,865	1,965
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2034	975	1,027
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2029	375	462
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2030	375	468
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)	1,000	1,001
County of Halifax, Industrial Dev. Auth., Recovery Zone Fac. Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 0.45% 2041 (put 2022)	740	740

30	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury Richmond), Series 2018, 5.00% 2023	$575	$623
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-A, 1.90% 2035 (put 2023)	1,000	1,024
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (Lifespire of Virginia), Series 2021, 3.00% 2023	45	47
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (Lifespire of Virginia), Series 2021, 3.00% 2024	15	16
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (Lifespire of Virginia), Series 2021, 4.00% 2031	375	426
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2027	350	422
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2028	120	148
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2029	140	173
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2030	170	209
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 1.20% 2040 (put 2024)	640	650
		11,830

Washington 2.22%
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2029	510	659
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2020-A, 5.00% 2032	195	254
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)	285	284
G.O. Bonds, Series 2012-D, 5.00% 2026 (preref. 2022)	1,000	1,012
G.O. Bonds, Series 2017-D, 5.00% 2028	1,000	1,214
G.O. Bonds, Series 2019-C, 5.00% 2031	1,000	1,264
G.O. Bonds, Series 2012-D, 5.00% 2033 (preref. 2022)	2,000	2,024
G.O. Bonds, Series 2019-A, 5.00% 2033	500	623
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022	340	352
County of Grant, Public Utility Dist. No. 2, Electric System Rev. Ref. Bonds, Series 2017-O, 5.00% 2024	275	302
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-B, 4.00% 2042 (put 2030)	1,000	1,214
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	170	170
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	979	1,124
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2023[3]	1,095	1,148
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047	460	488
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	295	321
Motor Vehicle Fuel Tax G.O. Bonds, Series 2021-D, 5.00% 2022	2,375	2,442
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	460	460
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	55	55
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.30% 2045 (put 2026)[2]	765	772
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.54% 2046 (put 2023)[2]	825	828
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2029	170	219
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2030	175	230
		17,459

Private Client Services Funds	31

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
West Virginia 0.32%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2009-B, 2.625% 2042 (put 2022)	$750	$759
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Appalachian Power Co. - Amos Project), Series 2015-A, 2.55% 2040 (put 2024)	500	521
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	235	235
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Parkland Place / Chapmanville Towers), Series 2021, 0.28% 2024 (put 2023)	1,000	999
		2,514

Wisconsin 2.07%
Environmental Improvement Fund Rev. Green Bonds, Series 2021-A, 4.00% 2031	1,000	1,220
G.O. Bonds, Series 2015-A, 5.00% 2031 (preref. 2023)	2,000	2,143
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-B, 5.00% 2038 (put 2023)	1,300	1,365
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.60% 2054 (put 2023)[2]	1,130	1,133
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2019-A, 5.00% 2021	325	326
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2016-A, 5.00% 2021	45	45
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[3]	1,910	2,209
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	940	1,007
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	710	762
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	1,160	1,265
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	410	442
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	95	95
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	120	120
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2022	300	308
Public Fin. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-C, 4.00% 2041 (put 2030)	1,680	2,038
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	315	386
University of Wisconsin, Hospitals and Clinics Auth., Rev. Green Bonds, Series 2021-B, 5.00% 2030	630	811
WPPI Energy, Power Supply System Rev. Bonds, Series 2016-A, 5.00% 2026	500	593
		16,268

Wyoming 0.48%
Community Dev. Auth., Housing Rev. Bonds, Series 2019-1, 4.00% 2048	745	808
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050	1,570	1,692
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	1,125	1,242
		3,742

Total bonds, notes & other debt instruments (cost: $635,051,000)		644,756

Short-term securities 18.85%
Municipals 18.85%
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.02% 2048[2]	4,500	4,500
State of Arizona, County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010, 0.15% 2029 (put 2021)[2,4]	1,775	1,775
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	135	134
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.01% 2034[2]	1,500	1,500
State of California, City of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	2,000	2,050
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.04% 2032[2]	2,500	2,500
State of California, County of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/30/2022	2,815	2,887
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.02% 2042[2]	1,000	1,000
State of Colorado, Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2020-A-2, 0.03% 2050[2]	6,630	6,630

32	Private Client Services Funds

Capital Group Core Municipal Fund

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Charles Hight Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	$160	$160
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Park Homes Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	175	175
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	5,000	5,094
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.03% 2044[2]	2,950	2,950
State of Illinois, G.O. Rev. Ref. Bonds, Series 2021-C, 4.00% 3/1/2022	665	673
State of Indiana, Bond Bank, Advance Funding Program Notes, Series 2021-A, 2.00% 1/10/2022	1,040	1,043
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.07% 2039[2]	5,000	5,000
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-F, 0.02% 2041[2]	6,925	6,925
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 1993, 0.03% 3/1/2022[2]	3,345	3,345
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.04% 2049[2]	5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.04% 2050[2]	500	500
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.02% 2042[2]	4,700	4,700
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.02% 2042[2]	7,435	7,435
State of Minnesota, City of Shakopee, Multi Family Housing Rev. Bonds (Shakopee Village Apartments Project), Series 2021, 0.25% 2024 (put 2022)[4]	140	140
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.02% 2041[2]	2,000	2,000
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	1,160	1,171
State of New York, New York City G.O. Bonds, Series 2013-F-3, 0.02% 2042[2]	11,465	11,466
State of New York, New York City G.O. Bonds, Series 2021-2, 0.11% 2042[2]	695	695
State of New York, New York City G.O. Bonds, Series 2021-3, 0.11% 2042[2]	530	530
State of New York, New York City G.O. Bonds, Series 2016-A-5, 0.03% 2044[2]	9,000	9,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.02% 2044[2]	8,000	8,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-EE-1, 0.03% 2045[2]	5,000	5,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.02% 2048[2]	2,170	2,170
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-BB-1, 0.02% 2049[2]	16,500	16,500
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.02% 2041[2]	2,905	2,905
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-4, 0.03% 2042[2]	1,000	1,000
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.03% 2052[2]	4,900	4,900
State of Pennsylvania, Econ. Dev. Fin. Auth., Solid Waste Rev. Ref. Bonds (Republic Service, Inc. Project), Series 2010-B, 0.20% 2030 (put 2022)[4]	1,695	1,695
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.03% 2048[2]	5,000	5,000
State of Tennessee, City of Clarksville, Public Building Auth., Pooled Fncg. Rev. Bonds, Series 2003, Bank of America LOC, 0.05% 2033[2]	1,955	1,955
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2004, Bank of America LOC, 0.05% 2034[2]	405	405
State of Texas, Deer Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 0.16% 2042 (put 2022)[4]	135	135
State of Texas, Lone Star College System, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2/15/2022	70	71
State of Texas, Lone Star College System, Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2/15/2022	135	137
State of Texas, Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 12/15/2021	805	809
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]	130	130

Private Client Services Funds	33

Capital Group Core Municipal Fund

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Texas, Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2/15/2022	$355	$360
State of Utah, Provo City School Dist., G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 6/15/2022	1,000	1,030
State of Wyoming, County of Lincoln, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.03% 2044[2]	4,800	4,800

Total short-term securities (cost: $147,977,000)		147,980
Total investment securities 100.98% (cost: $783,028,000)		792,736
Other assets less liabilities (0.98%)		(7,683)

Net assets 100.00%		$785,053

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[5]	Value at 10/31/2021 (000)	[6]	Unrealized (depreciation) appreciation at 10/31/2021 (000)
5 Year U.S. Treasury Note Futures	Long	121	December 2021	$12,100		$14,732		$(58)
10 Year U.S. Treasury Note Futures	Short	33	December 2021	(3,300)		(4,313)		51
								$(7)

[1]	Step bond; coupon rate may change at a later date.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $3,420,000, which represented .44% of the net assets of the fund.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.
[5]	Notional amount is calculated based on the number of contracts and notional contract size.
[6]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

34	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Investment portfolio October 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 81.86%	Principal amount (000)	Value (000)
Alabama 1.90%
City of Alabaster, Board of Education, Special Tax School Warrants, Series 2014-A,
Assured Guaranty Municipal insured, 5.00% 2028 (preref. 2024)	$500	$565
City of Birmingham, Water Works Board, Water Rev. Bonds, Series 2013-B, 5.00% 2038 (preref. 2023)	500	528
Black Belt Energy Gas Dist., Gas Project Rev. Bonds (Project No. 6), Series 2021-B, 4.00% 2052 (put 2026)	500	571
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2049 (put 2025)	750	838
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	455	519
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2023 (preref. 2022)	35	36
Housing Fin. Auth., Multi Family Housing Rev. Bonds (Capstone at Kinsey Cove Project), Series 2020-A, 0.35% 2023 (put 2023)	110	110
South East Gas Supply Dist., Gas Supply Rev. Bonds (Project No. 2), Series 2018-A, 4.00% 2049 (put 2024)	490	529
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	125	150
		3,846

Alaska 0.15%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044	275	298

Arizona 1.47%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2026	730	862
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2026	300	359
County of Coconino, Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-B, 1.65% 2039 (put 2023)	500	509
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2022	185	190
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2026	190	223
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	750	818
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	15	17
		2,978

California 4.64%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.95% 2045 (put 2023)[1]	1,500	1,511
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.50% 2056 (put 2026)[1]	65	66
Trustees of the California State University, Systemwide Rev. Bonds, Series 2012-A, 5.00% 2042 (preref. 2022)	795	833
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	100	99
East Side Union High School Dist., G.O. Bonds, 2008 Election, Series 2012-D, 5.00% 2037 (preref. 2022)	1,000	1,036
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024	45	48

Private Client Services Funds	35

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023	$30	$31
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024	15	16
G.O. Bonds, Series 2021, 5.00% 2027	395	490
G.O. Bonds, Series 2021, 5.00% 2030	160	211
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023	420	456
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2029	110	141
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	475	519
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	500	524
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.75% 2050 (put 2026)[1]	100	102
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2022	115	119
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 4.00% 2022	15	15
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	125	140
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2025	180	205
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	500	522
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023	135	145
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2024	310	348
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2023	400	431
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023	20	22
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	5	6
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023	160	173
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)	80	80
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	35	35
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2028	250	293
City of Tustin, Community Facs. Dist. No. 2014-1 (Tustin Legacy/Standard Pacific), Special Tax Bonds, Series 2015-A, 5.00% 2027	200	228
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	25	29
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2013-A, BAM insured, 5.00% 2042	500	542
		9,416

Colorado 0.88%
Certs. of Part., Series 2021-A, 5.00% 2025	345	407
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-B, 5.00% 2021	20	20
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2021	260	261
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[1]	40	40
Health Facs. Auth., Rev. Bonds (Sanford Health), Series 2019-A, 5.00% 2022	325	340
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-E, 3.00% 2051	215	231
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-L, Class I, 3.25% 2051	205	224
Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2019-C, 2.00% 2054 (put 2024)	245	256
		1,779

Connecticut 2.39%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)	45	45
Health and Educational Facs. Auth., Rev. Bonds (Sacred Heart University Issue), Series 2017-I-1, 5.00% 2022	500	516
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 1999-U-1, 2.00% 2033 (put 2022)	500	502
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2015-A, 0.375% 2035 (put 2024)	855	853
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.25% 2037 (put 2024)	265	264
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	750	758
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-F-1, 3.50% 2043	665	717
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044	160	165
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	85	89

36	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Connecticut (continued)
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047	$460	$492
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-1, 3.00% 2049	125	135
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2013-B-2, 4.00% 2032	35	35
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2014-D-1, 4.00% 2044	85	86
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-C-1, 3.50% 2045	185	192
		4,849

Delaware 0.08%
G.O. Bonds, Series 2021, 5.00% 2031	125	167

District of Columbia 0.56%
G.O. Bonds, Series 2015-A, 5.00% 2032	700	807
Income Tax Secured Rev. Bonds, Series 2011-A, 5.00% 2022	320	321
		1,128

Florida 2.94%
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)	40	40
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	50	51
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2018-A-2, 2.50% 2022	500	505
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023	15	16
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (The University of Tampa Project), Series 2012-A, 5.25% 2042 (preref. 2022)	1,000	1,021
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050	320	348
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	50	55
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2025	280	328
County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2007, 0.45% 2027 (put 2021)	1,165	1,165
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2008-B, Assured Guaranty Municipal insured, 5.25% 2022	195	204
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)	1,000	1,000
County of Orange, Sales Tax Rev. Ref. Bonds, Series 2012-B, 5.00% 2030 (preref. 2022)	500	504
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)	110	120
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2024	100	112
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2025	75	87
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2026	100	119
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2042 (preref. 2022)	200	206
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024	65	73
		5,954

Georgia 2.70%
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	800	878
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2021-B, 5.00% 2027	430	529
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	85	85
County of Dawson, Dev. Auth., Multi Family Housing Rev. Bonds (Peaks of Dawsonville Project), Series 2021, 0.28% 2023	500	499
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	35	35
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045	30	32
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-A, 4.00% 2047	405	431
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)	500	569
Metropolitan Atlanta Rapid Transit Auth., Sales Tax Rev. Ref. Bonds (Third Indenture Series), Series 2012-A, 5.00% 2030 (preref. 2022)	870	898
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 4.00% 2027	270	311
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2030	40	51

Private Client Services Funds	37

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2028	$35	$43
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2029	5	6
City of Sandy Springs, Public Facs. Auth., Rev. Bonds (Sandy Springs City Center Project), Series 2015, 5.00% 2047 (preref. 2026)	500	598
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-A, 0.34% 2023 (put 2022)	500	500
		5,465

Idaho 0.57%
Housing and Fin. Assn., Single Family Mortgage Bonds, Series 2019-A, 4.00% 2050	1,050	1,149

Illinois 6.46%
City of Chicago, Sales Tax Rev. Ref. Bonds, Series 2011-A, 5.00% 2041 (preref. 2022)	205	207
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2014, 5.00% 2024	625	686
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, 5.00% 2021	180	180
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2022	540	565
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2023	100	106
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2024	130	144
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2027 (preref. 2024)	200	226
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2029	605	775
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2021	1,100	1,102
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	40	47
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2023	225	240
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.75% 2042 (put 2026)[1]	25	25
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026	515	610
Fin. Auth., Rev. Bonds (University of Chicago), Series 2014-A, 5.00% 2023	200	218
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025	40	47
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2022	240	249
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2021-C, 0.80% 2026	80	79
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)	595	595
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.05% 2050 (put 2025)[1]	1,000	1,022
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2022	695	708
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2022	500	510
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2023	500	532
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2022	250	257
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2023	310	332
City of Springfield, Water Rev. Bonds, Series 2012, 5.00% 2037 (preref. 2022)	500	508
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-A, 5.00% 2021	120	120
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2023	190	200
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025	545	622
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2014-D, 5.00% 2022	185	186
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	175	185
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	250	285
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2018-A, 5.00% 2024	200	222
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	620	709
County of Will, G.O. Bonds, Series 2016, 5.00% 2045 (preref. 2025)	500	588
		13,087

Indiana 2.05%
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	40	42
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)	540	578
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2022	440	450

38	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
Fin. Auth., Rev. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2012, 5.00% 2030 (preref. 2022)	$245	$249
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2021-B, 5.00% 2028	55	68
Fin. Auth., Wastewater Utility Rev. Ref. Bonds, Series 2021-1, 5.00% 2025	155	182
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023	510	548
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023	15	16
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2048	540	589
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	40	44
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-C-1, 3.00% 2052	65	70
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2022	100	103
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2023	230	243
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2024	240	264
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2025	255	291
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2025	140	154
City of Kokomo, Multi Family Housing Rev. Bonds (KHA RAD I Apartments), Series 2021-A, 0.56% 2025 (put 2024)	265	265
		4,156

Kansas 0.02%
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)	35	36

Kentucky 0.63%
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	485	485
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	195	195
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	45	47
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	320	355
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	55	60
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2022	135	138
		1,280

Louisiana 0.88%
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-2, 0.55% 2043 (put 2022)	1,000	1,000
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)	55	55
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2023	250	273
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2007-A, 1.65% 2027 (put 2023)	105	107
Parish of Tangipahoa, Hospital Service Dist. No. 1, Hospital Rev. Ref. Bonds (North Oaks Health System Project), Series 2021, 5.00% 2027	265	319
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	30	32
		1,786

Maine 0.13%
Housing Auth., Mortgage Purchase Bonds, Series 2017-A, 4.00% 2047	250	265

Maryland 2.04%
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2022	400	403
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	850	947
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	90	99

Private Client Services Funds	39

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	$270	$290
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2049	405	437
Stadium Auth., Rev. Bonds (Baltimore City Public Schools Construction and Revitalization Program), Series 2016, 5.00% 2041 (preref. 2026)	1,025	1,226
Dept. of Transportation, Consolidated Transportation Rev. Ref. Bonds, Series 2015, 5.00% 2023	110	117
Dept. of Transportation, Consolidated Transportation Rev. Ref. Bonds, Series 2022-A, 5.00% 2027	500	609
		4,128

Massachusetts 0.39%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	50	50
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2023	240	261
Housing Fin. Agcy., Housing Green Bonds, Series 2021-B-2, 0.75% 2025	15	15
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 169, 4.00% 2044	35	36
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 183, 3.50% 2046	280	293
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 171, 4.00% 2044	140	143
		798

Michigan 2.76%
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2023	700	722
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	45	47
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	1,290	1,357
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022	5	5
Grant Anticipation Rev. Ref. Bonds, Series 2016, 5.00% 2027	500	611
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2012-C, 5.00% 2026 (preref. 2022)	120	123
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	415	415
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025	50	50
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	90	96
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	550	600
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2024	375	421
County of Monroe, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Project), Series 1992-AA, National insured, 6.95% 2022	500	527
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-G, 5.00% 2021	300	301
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-C, 5.00% 2023	290	318
		5,593

Minnesota 1.19%
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	145	145
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	350	377
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049	590	648
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-E, 3.50% 2050	500	542
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	460	499
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)	80	80
Regents of the University of Minnesota, G.O. Rev. Ref. Bonds, Series 2017B, 5.00% 2021	120	120
		2,411

40	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Mississippi 0.11%
Business Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004, 0.70% 2029 (put 2026)	$175	$172
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	60	60
		232

Missouri 0.49%
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	610	641
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	185	201
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	60	64
County of St. Charles, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Hidden Valley Estates), Series 2021, 0.27% 2025 (put 2023)	85	85
		991

Montana 0.21%
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	115	121
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	130	142
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 4.00% 2050	140	155
		418

Nebraska 0.59%
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	220	232
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	75	76
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	445	484
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	375	405
		1,197

Nevada 0.68%
County of Clark, Pollution Control Rev. Ref. Bonds (Nevada Power Co. Projects), Series 2017, 1.65% 2036 (put 2023)	645	656
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	75	75
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2023	600	645
		1,376

New Jersey 0.80%
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-A, 1.00% 2023	275	278
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	465	517
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2023	200	214
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2026	500	589
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	30	35
		1,633

New Mexico 0.29%
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050	400	440
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)	135	155
		595

Private Client Services Funds	41

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York 5.15%
Build NYC Resource Corp., Rev. Ref. Bonds (Ethical Culture Fieldston School Project), Series 2015, 5.00% 2024	$360	$400
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022	175	177
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A-2, 5.00% 2031	15	20
City of Geneva, Dev. Corp., Rev. Ref. Bonds (Hobart and William Smith Colleges Project), Series 2012, 5.00% 2032 (preref. 2022)	40	42
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-K, 0.70% 2024	85	85
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025	250	250
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)	195	194
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-I-2, 0.70% 2056 (put 2025)	190	190
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C,
(1-month USD-LIBOR x 0.70 + 0.75%) 0.807% 2033 (put 2023)[1]	300	301
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.807% 2033 (put 2023)[1]	260	261
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-B, 5.00% 2022	195	204
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)	500	525
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-2, 5.00% 2024	300	339
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-F, 5.00% 2022	230	241
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[1]	255	256
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.833% 2032 (put 2026)[1]	60	61
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2023	455	497
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2024	50	57
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	410	434
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	300	323
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047	505	552
New York City G.O. Bonds, Series 2018-C, 5.00% 2023	1,000	1,083
New York City G.O. Bonds, Series 2014-I-1, 5.00% 2026	185	205
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2033	70	92
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	75	86
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022	45	45
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2016-C-2, 0.23% 2050 (put 2022)	55	55
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	330	331
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-G-2-A, 2.00% 2057 (put 2021)	55	55
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	230	230
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	220	219
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-2, 4.00% 2024	500	548
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-C-1, 5.00% 2021	150	150
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022	10	10
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023	20	21
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024	400	455
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-I, 5.00% 2027	180	193
Public Housing Capital Fund Rev. Trust I, Trust Certs., Series 2012, 4.50% 2022[2]	47	47
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-C-1, 5.00% 2025	500	588
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025	10	11
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (EG Mt. Vernon Preservation, LP Project), Series 2020, 0.30% 2023 (put 2022)	155	155
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe LP Project), Series 2021, 0.28% 2024 (put 2023)	455	454
		10,442

42	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina 1.70%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	$325	$325
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	20	20
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	105	105
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-B, 5.00% 2050 (put 2024)	980	1,115
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	205	219
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	75	83
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	70	76
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)	105	105
City of Sanford, Housing Auth., Multi Family Housing Rev. Bonds (Matthews Garden Gilmore), Series 2020, 0.30% 2023 (put 2022)	750	750
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.455% 2041 (put 2022)[1]	440	441
City of Winston-Salem, Water and Sewer System Rev. Ref. Bonds, Series 2020-A, 5.00% 2022	200	206
		3,445

North Dakota 0.40%
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	125	133
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	420	435
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-D, 4.00% 2046	240	252
		820

Ohio 2.61%
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Bonds (Akron General Health System), Series 2012, 5.00% 2031 (preref. 2022)	375	378
City of Dayton, Metropolitan Housing Auth., Multi Family Housing Rev. Bonds (Southern Montgomery Apartments Project), Series 2021-A, 0.32% 2024 (put 2023)	200	200
G.O. Conservation Projects Bonds, Series 2019-A, 2.00% 2022	20	20
G.O. Infrastructure Improvement Bonds, Series 2021-A, 5.00% 2030	125	162
County of Geauga, Rev. Bonds (South Franklin Circle Project), Series 2012-A, 8.00% 2047 (preref. 2022)[3]	890	986
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2024	310	341
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2026	500	590
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)	50	50
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	80	80
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)	190	190
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	80	86
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	185	205
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	135	148
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-C, 3.25% 2051	225	246
G.O. Infrastructure Improvement Rev. Ref. Bonds, Series 2016-A, 5.00% 2022	600	633
Madison Local School Dist., School Improvement Rev. Ref. Bonds, Series 2014, 5.25% 2037 (preref. 2022)	530	545
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2029	30	38
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2032	160	210
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025	125	133
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023	25	27
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2019-A, 5.00% 2029	15	19
		5,287

Private Client Services Funds	43

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oklahoma 0.62%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023	$145	$156
Housing Fin. Agcy., Collateralized Rev. Bonds (Deer Park & Apple Run Apartments), Series 2019, 1.60% 2022	250	250
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2012-A, 5.00% 2043	40	41
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2024	275	311
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2025	420	491
		1,249

Oregon 0.21%
G.O. Bonds (Veteran’s Welfare Bonds Series 108), Series 2021-O, 3.00% 2051	245	266
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)	115	115
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	50	50
		431

Pennsylvania 1.92%
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 5.00% 2022	300	310
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.384% 2030 (put 2025)[1]	50	50
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.384% 2031 (put 2025)[1]	70	70
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.384% 2032 (put 2025)[1]	55	55
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)	20	22
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)	20	22
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	235	251
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	355	380
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	760	757
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)	85	85
County of Montgomery, Higher Education and Health Auth., Hospital Rev. Bonds (Abington Memorial Hospital Obligated Group), Series 2012-A, 5.00% 2031 (preref. 2022)	775	796
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2027	190	232
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2022	95	100
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2042 (preref. 2022)	275	289
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2029 (preref. 2021)	185	186
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2030 (preref. 2021)	55	55
Wilkes-Barre Area School Dist., G.O. Bonds, Series 2019, BAM insured, 5.00% 2023	225	240
		3,900

Rhode Island 0.08%
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	165	170

South Carolina 1.38%
County of Charleston, G.O. Capital Improvement Transportation Sales Tax Bonds, Series 2011, 5.00% 2024 (preref. 2021)	500	500
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)	130	130
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	225	246
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	160	177
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	80	87
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	225	241
Lexington County Health Services Dist., Inc., Hospital Rev. Ref. Bonds, Series 2017, 5.00% 2021	250	250
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	55	59
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-B, 5.00% 2021 (escrowed to maturity)	405	407
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2025	120	136

44	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2011-C, 5.00% 2036	$110	$110
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	35	40
Town of Southold, Local Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2015, 5.00% 2022	400	420
		2,803

South Dakota 0.39%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	95	99
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048	375	415
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	260	281
		795

Tennessee 1.58%
Town of Greeneville, Health and Educational Facs. Board, Multi Family Housing Rev. Bonds
(People RD Portfolio Project), Series 2019, 1.45% 2022 (put 2021)	1,100	1,101
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-1-C, 4.50% 2037	25	25
Housing Dev. Agcy., Homeownership Program Bonds, Series 2012-2-C, 4.00% 2038	20	20
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	200	214
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, 4.00% 2045	570	601
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	245	257
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 3.75% 2050	265	290
City of Knoxville, Community Dev. Corp., Collateralized Multi Family Housing Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)	40	40
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2021-A, 5.00% 2031	30	38
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2013, 5.00% 2025 (preref. 2023)	85	92
Tennessee Energy Acquisition Corp., Gas Project Rev. Bonds, Series 2017-A, 4.00% 2048 (put 2023)	500	524
		3,202

Texas 18.63%
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	15	15
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2022	625	634
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2022	645	678
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2025	15	17
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2026	15	17
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Harmony Public Schools), Series 2016-A, 5.00% 2024	310	342
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2026	560	670
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2022	350	363
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2025	800	928
Arlington Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2022	405	411
City of Arlington, Water and Wastewater System Rev. Bonds, Series 2021, 5.00% 2023	165	177
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)	215	215
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2022	100	104
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2020-C, 5.00% 2025	510	601
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2029	95	123
Barbers Hill Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2030	70	91
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2013-B, 5.00% 2033 (preref. 2023)	105	113
Brazosport Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,000	1,014
Brazosport Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	70	71
Brownsville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 3.00% 2026	500	555

Private Client Services Funds	45

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Cameron, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)	$50	$50
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	165	167
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)	460	460
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023	135	143
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)	100	100
Conroe Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	50	51
Conroe Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-A, 5.00% 2025	1,000	1,149
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013, 5.00% 2025 (preref. 2023)	600	637
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2014-C, 5.00% 2027	500	553
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-2, 0.28% 2040 (put 2024)	210	208
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2014-E, 5.00% 2023	370	387
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	180	180
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	15	16
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	400	456
Del Mar College Dist., Limited Tax Bonds, Series 2020-B, 5.00% 2024	400	450
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2026	335	401
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	155	160
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	400	452
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024	130	147
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	500	499
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 1.95% 2049 (put 2022)[3]	420	425
G.O. Water Financial Assistance Rev. Ref. Bonds, Series 2021-B, 4.00% 2030	50	56
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	150	150
Garland Independent School Dist., Unlimited Tax School Building Bonds, Series 2016, 5.00% 2030	400	457
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.15% 2049 (put 2022)	140	140
Grand Prairie Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.25% 2024	525	583
Hallsville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2025	515	592
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	50	51
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	100	100
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-1, (SIFMA Municipal Swap Index + 0.42%) 0.47% 2049 (put 2022)[1]	375	375
County of Harris, Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2019-A, (3-month USD-LIBOR x 0.70 + 0.65%) 0.707% 2046 (put 2024)[1]	130	131
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	130	130
County of Harris, Health Facs. Dev. Corp., Rev. Ref. Bonds (CHRISTUS Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.20% 2031[1]	125	125
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2011-A, 5.00% 2023 (preref. 2021)	600	600
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	110	115
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2024	150	169
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)	50	50
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	100	100
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	165	165
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	310	336
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	370	409
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	405	451
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051	125	138

46	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	$135	$146
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	100	99
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-B, 5.00% 2028 (preref. 2022)	870	898
City of Houston, Combined Utility System Rev. Bonds, Series 2011-D, 5.00% 2026 (preref. 2021)	55	55
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 2.00% 2024	615	646
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2022	10	10
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2023	15	16
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	85	85
Humble Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2022	1,000	1,014
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	100	101
Keller Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2027 (preref. 2025)	470	541
Killeen Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	95	96
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022	180	183
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024	500	553
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2022, Assured Guaranty Municipal insured, 5.00% 2032	55	70
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2025	1,000	1,156
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2021-A, 5.00% 2031	60	79
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	90	89
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	170	197
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022	10	10
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2025	120	140
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	85	85
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022	45	47
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024	395	434
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024 (escrowed to maturity)	190	209
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	1,500	1,647
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	1,000	1,001
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	230	230
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	125	127
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038	500	529
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2022	500	507
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	135	143
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	50	65
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2021)	960	989
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2024	200	221
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2025	250	286
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2026	260	307
Round Rock Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022	300	311
San Angelo Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030 (preref. 2024)	1,110	1,227
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015-D, 1.125% 2045 (put 2026)	230	233
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	140	148
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2020, 5.00% 2026	330	390
City of San Antonio, General Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2022	70	71
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	80	85
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	30	33
Transportation Commission, G.O. Mobility Fund Bonds, Series 2014-B, 0.65% 2041 (put 2026)	310	307
Transportation Commission, G.O. Mobility Fund Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	550	611
County of Travis, Strategic Housing Fin. Corp., Multi Family Housing Rev. Bonds (Yager Flats), Series 2021, 0.46% 2041 (put 2025)	770	765
Trinity River Auth., Regional Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2029	160	205

Private Client Services Funds	47

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Water Dev. Board, State Revolving Fund, Rev. Bonds, Series 2021, 5.00% 2031	$80	$107
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2016, 5.00% 2022	550	562
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-B, 5.00% 2023	45	48
		37,767

Utah 0.44%
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2015-D-2, 4.00% 2045	195	208
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2024	275	308
County of Salt Lake, Board of Education, G.O. Rev. Ref. Bonds (Utah School Bond Guaranty Act), Series 2021, 5.00% 2024	250	280
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023	15	16
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2024	65	72
		884

Vermont 0.02%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050	40	44

Virginia 1.79%
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2025	130	151
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2033	450	474
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2034	235	248
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. Notes, Series 2012-A, 5.00% 2023 (preref. 2022)	555	565
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)	500	500
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Oakwood North Four Project), Series 2021, 0.41% 2025 (put 2024)	570	569
County of Halifax, Industrial Dev. Auth., Recovery Zone Fac. Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 0.45% 2041 (put 2022)	225	225
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2024	70	77
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2026	150	176
County of Smyth, G.O. Public Improvement Bonds, Series 2011-A, 5.00% 2031 (preref. 2021)	500	500
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 1.20% 2040 (put 2024)	140	142
		3,627

Washington 3.14%
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2028	65	82
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 3), Series 2018-C, 5.00% 2023	1,000	1,079
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)	80	80
G.O. Bonds, Series 2022-A, 5.00% 2030	765	1,004
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022	25	26
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-B, 4.00% 2042 (put 2030)	250	304
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	45	45
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047	285	302
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	870	945
Housing Fin. Commission, Single Family Program Bonds, Series 2020-2-N, 3.00% 2050	1,090	1,170
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 4.00% 2050	720	795
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	70	70

48	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	$15	$15
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.30% 2045 (put 2026)[1]	115	116
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.54% 2046 (put 2023)[1]	325	326
		6,359

West Virginia 0.47%
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	75	75
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Parkland Place / Chapmanville Towers), Series 2021, 0.28% 2024 (put 2023)	875	874
		949

Wisconsin 2.86%
G.O. Bonds, Series 2013-A, 5.00% 2025 (preref. 2022)	1,000	1,024
G.O. Bonds, Series 2014-B, 5.00% 2030 (preref. 2022)	795	814
G.O. Rev. Ref. Bonds, Series 2011-2, 5.00% 2022 (preref. 2021)	230	230
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.60% 2054 (put 2023)[1]	340	341
Health and Educational Facs. Auth., Rev. Bonds (Ascension Senior Credit Group), Series 2019-A, 5.00% 2021	70	70
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[2]	660	763
Health and Educational Facs. Auth., Rev. Ref. Bonds (Aurora Health Care, Inc.), Series 2012, 5.00% 2022 (escrowed to maturity)	655	680
Health and Educational Facs. Auth., Rev. Ref. Bonds (Ministry Health Care, Inc.), Series 2012-C,
5.00% 2027 (preref. 2022)	210	218
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	210	225
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	355	387
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	30	33
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	25	25
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	35	35
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2022	300	308
Public Fin. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-C, 4.00% 2041 (put 2030)	115	140
Transportation Rev. Bonds, Series 2012-1, 5.00% 2024 (preref. 2022)	500	516
		5,809

Wyoming 0.47%
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050	705	759
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	170	188
		947

Total bonds, notes & other debt instruments (cost: $164,432,000)		165,941

Short-term securities 18.79%
Municipals 18.79%
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	45	45
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.04% 2032[1]	2,500	2,500
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.02% 2042[1]	500	500
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Charles Hight Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	40	40
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Park Homes Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	45	45
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	3,000	3,056
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.03% 2040[1]	3,000	3,000

Private Client Services Funds	49

Capital Group Short-Term Municipal Fund

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-A, 0.02% 2043[1]	$1,000	$1,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.04% 2049[1]	5,000	5,000
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.02% 2042[1]	1,000	1,000
State of Minnesota, City of Shakopee, Multi Family Housing Rev. Bonds (Shakopee Village Apartments Project), Series 2021, 0.25% 2024 (put 2022)[4]	35	35
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.02% 2041[1]	5,295	5,295
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.02% 2039[1]	1,800	1,800
State of New York, New York City G.O. Bonds, Series 2021-2, 0.11% 2042[1]	205	205
State of New York, New York City G.O. Bonds, Series 2021-3, 0.11% 2042[1]	155	155
State of New York, New York City G.O. Bonds, Series 2016-A-5, 0.03% 2044[1]	2,000	2,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2008-BB-2, 0.02% 2035[1]	1,000	1,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-BB-1, 0.02% 2049[1]	3,500	3,500
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.03% 2039[1]	1,500	1,500
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.03% 2048[1]	700	700
State of Texas, Deer Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 0.16% 2042 (put 2022)[4]	225	225
State of Texas, Lone Star College System, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2/15/2022	20	20
State of Texas, Lone Star College System, Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2/15/2022	35	36
State of Texas, Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 12/15/2021	10	10
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]	35	35
State of Texas, Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2/15/2022	95	96
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.03% 2036[1]	2,100	2,100
State of Wyoming, County of Lincoln, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.03% 2044[1]	3,200	3,200

Total short-term securities (cost: $38,098,000)		38,098
Total investment securities 100.65% (cost: $202,530,000)		204,039
Other assets less liabilities (0.65%)		(1,316)

Net assets 100.00%		$202,723

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[5]	Value at 10/31/2021 (000)	[6]	Unrealized depreciation at 10/31/2021 (000)
2 Year U.S. Treasury Note Futures	Long	9	December 2021	$1,800		$1,973		$(9)
5 Year U.S. Treasury Note Futures	Long	26	December 2021	2,600		3,166		(14)
								$(23)

50	Private Client Services Funds

Capital Group Short-Term Municipal Fund

[1]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[2]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $810,000, which represented .40% of the net assets of the fund.
[3]	Step bond; coupon rate may change at a later date.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.
[5]	Notional amount is calculated based on the number of contracts and notional contract size.
[6]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

Private Client Services Funds	51

Capital Group California Core Municipal Fund

 Investment portfolio October 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 84.89%	Principal amount (000)	Value (000)
California 84.30%
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	$975	$1,016
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2024	600	678
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2025	500	583
City of Alhambra, Insured Rev. Ref. Bonds (Atherton Baptist Homes Project), Series 2016, 5.00% 2027	630	739
City of Anaheim, Public Fncg. Auth., Lease Rev. Bonds (Anaheim Public Improvement Project), Capital Appreciation Bonds, Series 1997-C, Assured Guaranty Municipal insured, 0% 2022	2,000	1,994
Antelope Valley Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015, 0% 2035 (preref. 2025)	2,300	1,452
Antelope Valley Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015, 0% 2036 (preref. 2025)	2,800	1,690
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2021	495	496
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2022	1,000	1,041
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2023	500	540
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2023	370	401
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2024	395	446
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2025	510	576
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2001-A, (SIFMA Municipal Swap Index + 1.25%) 1.30% 2036 (put 2027)[1]	1,000	1,052
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2043 (preref. 2023)	1,000	1,068
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-B-1, (SIFMA Municipal Swap Index + 1.10%) 1.15% 2045 (put 2024)[1]	4,275	4,350
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-G, 2.00% 2053 (put 2024)	4,525	4,656
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-A, 2.00% 2056 (put 2028)	3,000	3,164
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2017-S-7, 5.00% 2024	1,200	1,334
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2012-F-1, 5.00% 2027 (preref. 2022)	2,965	3,025
Bay Area Water Supply and Conservation Agcy., Rev. Bonds, Series 2013-A, 5.00% 2023	500	534
City of Beaumont, Wastewater Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2026	500	598
City of Burbank, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015, BAM insured, 5.00% 2022	1,305	1,372
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-A, 5.00% 2026	600	710
Trustees of the California State University, Systemwide Rev. Bonds, Series 2015-A, 5.00% 2024	500	570
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	4,480	4,413
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-3, 4.00% 2051 (put 2023)	2,500	2,636

52	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.55% 2023	$350	$358
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2022	200	205
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2023	225	238
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2014-B, Assured Guaranty Municipal insured, 5.00% 2024	260	292
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2025	620	692
Cerritos Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2012-D, 0% 2027	830	772
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2022	450	468
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2025	665	746
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2024	465	524
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2026	780	936
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2027	430	528
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2028	355	443
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2029	225	288
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2030	60	77
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2022	1,355	1,406
Clovis Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006-B, National insured, 0% 2030	1,000	867
Community Choice Fncg. Auth., Clean Energy Project Rev. Green Bonds, Series 2021-B-1, 4.00% 2052 (put 2031)	2,750	3,306
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2026	1,290	1,443
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2029	1,000	1,157
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2033	1,000	756
City of Concord, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2023	825	875
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2026	400	453
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2027	885	1,065
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2028	930	1,140
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2029	675	844
Desert Community College Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2032	1,885	2,233
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 3.00% 2023	205	213
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 3.00% 2025	265	281
East Bay Municipal Utility Dist., Water System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	3,550	4,124
East Side Union High School Dist., G.O. Bonds, 2008 Election, Series 2012-D, 5.00% 2037 (preref. 2022)	500	518
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 2.75% 2028	535	596
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 4.00% 2029	1,210	1,479
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2021-A, 5.00% 2028	1,375	1,725
Educational Facs. Auth., Rev. Bonds (University of the Pacific), Series 2012-A, 4.00% 2021	560	560
Educational Facs. Auth., Rev. Bonds (University of the Pacific), Series 2012-A, 4.00% 2022	500	500
Educational Facs. Auth., Rev. Ref. Bonds (Stanford University), Series 2009-T-5, 5.00% 2023	1,290	1,375
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2026	530	598
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2027	500	563
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,125
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2024	855	888
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2025	580	668
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2020-A, 4.00% 2029	570	691
City of Eureka, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, 5.00% 2022	835	872
City of Fillmore, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2024	1,000	1,116
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 1, G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2004-B, National insured, 0% 2026	1,000	949
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2023	535	576

Private Client Services Funds	53

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2026	$100	$112
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2027	120	136
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2027	625	724
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2029	390	463
G.O. Bonds, Series 2020, 5.00% 2026	3,000	3,633
G.O. Bonds, Series 2019, 5.00% 2029	2,000	2,592
G.O. Bonds, Series 2021, 5.00% 2031	85	102
G.O. Bonds, Series 2021, 5.00% 2032	70	84
G.O. Bonds, Series 2021, 5.00% 2034	70	84
G.O. Rev. Ref. Bonds, Series 2007, Assured Guaranty Municipal insured, 5.25% 2032	4,125	5,654
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2027	745	912
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	3,000	3,804
G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2029	4,000	4,995
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2029	3,000	3,875
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2029	1,500	1,944
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2029	1,000	1,294
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2031	2,500	3,350
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2035	2,000	2,568
City of Garden Grove, Successor Agcy. to the Dev. Agcy., Tax Allocation Bonds, Series 2016, BAM insured, 5.00% 2022	400	417
City of Glendale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Central Glendale Redev. Project), Series 2016, BAM insured, 5.00% 2024	425	483
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022 (escrowed to maturity)	3,000	3,084
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2017A-1, 5.00% 2022	1,730	1,775
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, AMBAC insured, 0% 2024 (escrowed to maturity)	2,000	1,977
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026 (escrowed to maturity)	2,785	2,689
Greenfield Elementary School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2007-A, Assured Guaranty Municipal insured, 0% 2029	1,270	1,110
City of Hawthorne, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2024	250	282
Health Facs. Fncg. Auth., Rev. Bonds (Adventist Health System/West), Series 2013-A, 5.00% 2023	910	967
Health Facs. Fncg. Auth., Rev. Bonds (Adventist Health System/West), Series 2013-A, 5.00% 2024	1,105	1,174
Health Facs. Fncg. Auth., Rev. Bonds (Cedars-Sinai Medical Center), Series 2016-A, 5.00% 2023	650	705
Health Facs. Fncg. Auth., Rev. Bonds (City of Hope), Series 2012-A, 5.00% 2021	350	351
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2025	1,000	1,145
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	1,025	1,074
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-D, 5.00% 2032 (put 2022)	2,675	2,803
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2014-A, 5.00% 2025	400	450
Health Facs. Fncg. Auth., Rev. Bonds (PIH Health), Series 2020-A, 5.00% 2030	1,900	2,469
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2019-B, 5.00% 2039 (put 2027)	2,135	2,639
Health Facs. Fncg. Auth., Rev. Bonds (Scripps Health), Series 2012-A, 5.00% 2024	150	151
Health Facs. Fncg. Auth., Rev. Bonds (Scripps Health), Series 2012-A, 5.00% 2025	375	376
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	4,430	4,836
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2024	3,000	3,413
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2026 (preref. 2025)	300	355
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2041 (preref. 2025)	680	804
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2013-A, 5.00% 2052 (preref. 2023)	1,665	1,806
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-A-1, 5.00% 2027	3,000	3,737
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	6,985	7,319
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Adventist Health System/West), Series 2016-A, 4.00% 2025	1,270	1,418
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2026	830	956
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2022	175	183
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2023	135	147
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2024	1,000	1,139
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2026	1,750	2,121
Hemet Unified School Dist., Fncg. Auth. Special Tax Rev. Bonds, Series 2015, 5.00% 2026	600	676

54	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Hemet Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2023	$885	$958
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2025	100	117
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2026	125	150
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2027	110	135
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2028	375	470
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2029	140	175
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2030	340	423
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.25% 2037 (put 2022)[1]	1,000	1,001
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2027	650	790
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 3.25% 2022	700	718
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 4.00% 2022	400	413
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2024	725	788
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 3.375% 2023	850	898
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 4.00% 2022	225	232
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2023	200	217
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2024	210	237
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2025	250	292
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, BAM insured, 4.00% 2025	500	565
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, 4.00% 2028	500	599
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, BAM insured, 4.00% 2030	1,265	1,556
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2027	140	172
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2028	350	439
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2030	215	273
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2023	500	541
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2029	710	792
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2023	750	812
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2027	1,615	1,879
Kern Community College Dist., Safety Repair and Improvement G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2006, FSA insured, 0% 2022	1,500	1,497
Kings Canyon Joint Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2029	1,600	1,852
La Habra School Dist., G.O. Bonds, Capital Appreciation Bonds, 2000 Election, Series 2002-A, FSA insured, 0% 2026	1,010	953
Lakeside Union School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2029	1,785	2,138
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2002, Special Tax Bonds, Series 2017, 4.00% 2022	680	699
City of Lodi, Public Fin. Auth., Rev. Ref. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2024	260	293
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2021	520	520
Long Beach Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2008-A, Assured Guaranty Municipal insured, 0% 2027	3,865	3,607
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2023	690	747
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-B, 5.00% 2031	420	556
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2019-E, 5.00% 2039	1,130	1,408
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Ref. Bonds, Series 2019-C, 5.00% 2025	2,000	2,317
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022	3,000	3,057
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2017-C, 5.00% 2022	575	593
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2013-A, 5.00% 2022	515	532

Private Client Services Funds	55

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-D, 5.00% 2024	$535	$601
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 5.00% 2025	1,875	2,181
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-D, 5.00% 2025	500	582
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2019-D, 5.00% 2027	1,100	1,359
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-A, 5.00% 2028	650	823
City of Los Angeles, Solid Waste Resources Rev. Bonds, Series 2013-A, 2.00% 2023	1,110	1,135
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Cantamar Villas), Series 2021-D-1, 0.30% 2025 (put 2024)	1,295	1,290
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	3,175	3,171
County of Los Angeles, Metropolitan Transportation Auth., Proposition C Sales Tax Rev. Bonds, Series 2021-A, 5.00% 2030	6,410	8,467
County of Los Angeles, Redev. Ref. Auth., Tax Allocation Rev. Ref. Bonds (South Gate Project No. 1), Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022	1,190	1,235
Los Angeles Community College Dist., G.O. Bonds, 2008 Election, Series 2008-G, 4.00% 2039 (preref. 2024)	3,350	3,683
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014-C, 5.00% 2023	520	561
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	5,000	6,172
Madera Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2006, Assured Guaranty Municipal insured, 0% 2029	585	521
Manhattan Beach Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, Series 1999-C, FGIC-National insured, 0% 2024	3,875	3,753
Manteca Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006, MBIA insured, 0% 2027	560	517
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2022	500	522
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2028	250	291
Montebello Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2028	1,545	1,752
Mountain View School Dist., G.O. Bonds, 2020 Election, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2023	1,290	1,374
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 4.00% 2026	200	214
Municipal Fin. Auth., Rev. Bonds (California Institute of the Arts), Series 2021, 4.00% 2033	250	298
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2026	300	357
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation), Series 2017-A, 5.00% 2024	300	339
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2023	750	805
Municipal Fin. Auth., Rev. Bonds (Village Grove Apartments), Series 2013-A, 3.10% 2021 (escrowed to maturity)	1,210	1,213
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2013, 5.00% 2022	470	490
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2026	335	398
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2022	885	927
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2025	500	586
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2028	750	859
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2029	1,085	1,236
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2035	1,000	1,127
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside I, LLC - UCR Student Housing Project), Series 2019, BAM insured, 5.00% 2027	530	642
Murrieta Valley Unified School Dist., G.O. Bonds, 2014 Election, Series 2020, 4.00% 2023	335	357
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2023	2,530	2,727
Northern California Energy Auth., Commodity Supply Rev. Bonds, Series 2018, 4.00% 2049 (put 2024)	2,500	2,709
Oak Park Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2009-B, Assured Guaranty Municipal insured, 0% 2029	605	531
Oakland Unified School Dist., G.O. Bonds, 2006 Election, Series 2016-A, 5.00% 2026	1,325	1,584
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,230
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2034	1,000	1,158
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	2,000	2,071
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022	915	947
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2024	1,310	1,471
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2025	3,000	3,486
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, Assured Guaranty insured, 5.00% 2026	1,125	1,309
Ohlone Community College Dist., G.O. Rev. Ref. Bonds, Series 2012, 5.00% 2023 (preref. 2022)	550	570
County of Orange, Airport Private Activity Rev. Ref. Bonds, Series 2019-B, 5.00% 2025	1,065	1,237

56	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
County of Orange, Airport Private Activity Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	$1,000	$1,161
County of Orange, Airport Rev. Ref. Bonds, Series 2019-A, 5.00% 2022	1,000	1,032
County of Orange, Community Facs. Dist. No. 2016-1 (Village of Esencia), Special Tax Bonds, Series 2016-A, 5.00% 2026	570	673
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2032	1,500	2,010
County of Orange, Water Dist. Rev. Certs. of Part. (Interim Obligations), Series 2019-A, 2.00% 2023	2,725	2,787
City of Oxnard, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2024	250	279
City of Oxnard, Water Rev. Ref. Bonds, Series 2018, BAM insured, 5.00% 2022	700	719
City of Oxnard, Water Rev. Ref. Bonds, Series 2018, BAM insured, 5.00% 2024	450	502
Oxnard Unified School Dist., G.O. Bonds, 2012 Election, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2037 (preref. 2022)	500	518
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	630	739
Paramount Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 1998 Election, Series 2001-B, Assured Guaranty Municipal insured, 0% 2025	3,000	2,907
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2026	250	298
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2027	200	244
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2028	285	355
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2029	400	507
Peralta Community College Dist., G.O. Rev. Ref. Bonds, Series 2014-A, 5.00% 2025	2,680	3,006
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 4.00% 2022	915	940
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2024	1,000	1,115
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2028	185	222
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2029	200	244
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2030	215	260
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2031	350	421
Pleasant Valley School Dist., G.O. Bonds, 2018 Election, Series A, 5.00% 2029	645	770
Pollution Control Fncg. Auth., Water Facs. Rev. Ref. Bonds (American Water Capital Corp. Project), Series 2020, 0.60% 2040 (put 2023)	3,270	3,266
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013, 4.00% 2022	440	454
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2022	850	881
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2022	500	520
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2023	885	961
Public Fin. Auth., Electric System Rev. Ref. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2023	730	791
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,115	1,156
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2029	1,000	1,250
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, Assured Guaranty Municipal insured, 5.00% 2023	500	542
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2028	450	507
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2029	500	571
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2031	520	605
Public Works Board, Lease Rev. Bonds (Dept. of Corrections, Various State Prisons), Series 2019-D, 5.00% 2028	1,000	1,266
Public Works Board, Lease Rev. Ref. Bonds (Dept. of Corrections, Various State Prisons), Series 2015-A, 5.00% 2023	790	849
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-C, 5.00% 2024	1,650	1,876
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2017-C, 5.00% 2026	4,060	4,823
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2028	5,005	6,164
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-D, 5.00% 2028	5,000	6,043
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2017-B, 5.00% 2028	1,415	1,750
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	600	673
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2028	300	335
City of Redding, Joint Powers Fin. Auth., Electric System Rev. Bonds, Series 2015-A, 5.00% 2024	15	17
Rialto Unified School Dist., G.O. Bonds, 2010 Election, Series 2019, 3.00% 2026	600	669
Rialto Unified School Dist., G.O. Bonds, 2010 Election, Series 2019, 3.00% 2027	750	847
City of Richmond, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2025	200	224
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2032	240	282
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2022	400	415

Private Client Services Funds	57

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Rio Hondo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-C, 0% 2033	$660	$534
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Bonds (Project Area No. 1, Desert Communities and Interstate 215 Corridor Projects), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2023	1,075	1,169
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Ref. Bonds (Hemet Project), Series 2014, BAM insured, 5.00% 2023	500	542
Riverside Community Properties Dev., Inc., Lease Rev. Bonds (Riverside County Law Building Project), Series 2013, 6.00% 2038 (preref. 2023)	2,585	2,876
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2025	350	399
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2026	400	457
Riverside Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2029	850	992
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2024	1,000	1,117
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 1997-K, AMBAC insured, 5.25% 2024	770	835
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-E, 5.00% 2027	1,015	1,247
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-E, 5.00% 2030	200	248
County of Sacramento, Sanitation Dist. Fin. Auth., Rev. Ref. Bonds, Series 2021, 5.00% 2032	500	694
Sacramento Unified School Dist., G.O. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,107
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2027	585	683
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2017-E, 5.00% 2027	555	677
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2028	610	723
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2029	635	762
Sacramento Unified School Dist., G.O. Rev. Ref. Bonds, Series 2012, 5.25% 2024	1,300	1,340
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	1,500	1,553
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2027	635	743
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2028	880	1,047
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2029	430	520
City of San Diego, Limited Obligation Rev. Bonds (Sanford Burnham Prebys Medical Discovery Institute Project), Series 2015-A, 5.00% 2022	200	209
City of San Diego, Public Facs. Fncg. Auth., Lease Rev. Bonds (Capital Improvement Projects), Series 2021-A, 5.00% 2030	200	263
City of San Diego, Public Facs. Fncg. Auth., Lease Rev. Bonds (Capital Improvement Projects), Series 2021-A, 5.00% 2031	150	197
City of San Diego, Public Facs. Fncg. Auth., Water Rev. Bonds, Series 2020-A, 5.00% 2029	500	648
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 2, Special Tax Bonds, Series 2020-A, 4.00% 2026	255	288
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	400	490
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2028	320	401
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2029	585	745
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2013-A, 5.00% 2023	245	264
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022	3,990	4,117
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, 5.00% 2028	1,000	1,252
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,000	1,274
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2031	1,405	1,817
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Bonds, Series 2021-B, 5.00% 2029	320	414
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Green Bonds, Series 2020-A, 5.00% 2028	850	1,073
County of San Diego, Water Auth. Rev. Ref. Bonds, Series 2013-A, 5.00% 2031 (preref. 2022)	900	944
County of San Diego, Water Auth. Rev. Ref. Green Bonds, Series 2021-A, 5.00% 2028	1,000	1,264
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2028	1,285	1,619
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2016-SR-1, 4.00% 2031	3,000	3,435
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2015-R-4, 5.00% 2026	1,000	1,166
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2015-R-4, 5.00% 2027	3,000	3,497
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-D-2, 5.00% 2024	1,000	1,114

58	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2021-B-2, 5.00% 2031	$2,780	$3,666
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2011-A, 5.00% 2029 (preref. 2021)	3,000	3,000
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Special Tax Rev. Ref. Bonds (San Francisco Redev. Projects), Series 2014-C, 5.00% 2022	305	316
City of San Francisco, Bay Area Rapid Transit Dist., G.O. Bonds, 2016 Election, Series 2020-C-1, 5.00% 2027	1,500	1,859
San Francisco Community College Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2023	2,510	2,701
San Francisco Community College Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,525	1,871
San Francisco Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, 4.00% 2022	1,000	1,024
San Francisco Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, 4.00% 2029	1,000	1,192
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2022	25	26
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2023	40	43
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2024	65	72
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2025	90	103
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2026	155	183
San Joaquin Hills Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1993, National insured, 0% 2022 (escrowed to maturity)	5,000	4,998
San Joaquin Hills Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1997-A, National insured, 0% 2025	285	278
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2029	500	633
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2030	250	322
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-B, 5.00% 2032	1,250	1,639
City of San Jose, Fin. Auth., Lease Rev. Ref. Bonds (Civic Center Project), Series 2013-A, 5.00% 2030 (preref. 2023)	1,625	1,747
City of San Jose, G.O. Bonds (Disaster Preparedness, Public Safety and Infrastructure), Series 2021-A, 5.00% 2030	2,250	2,993
San Jose Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2006-C, National insured, 0% 2025	795	776
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2022	500	518
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2023	375	406
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2024	500	565
San Ramon Valley Unified School Dist., G.O. Bonds, 2012 Election, Series 2018, 5.00% 2024	1,000	1,127
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2022	310	322
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	530	592
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2025	375	418
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Malibu Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2024	1,235	1,361
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Malibu Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2025	345	391
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Santa Monica Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2025	405	459
Santa Rosa High School Dist., G.O. Bonds, 2014 Election, Series 2021-E, BAM insured, 4.00% 2027	500	590
Santa Rosa High School Dist., G.O. Bonds, 2014 Election, Series 2021-E, BAM insured, 4.00% 2029	500	609
Saugus Union School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2006, FGIC-National insured, 0% 2024	1,210	1,187
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2024	500	558
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2025	1,110	1,275
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 4.00% 2027[2]	740	831
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 4.00% 2029[2]	805	894
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2031[2]	875	1,008
School Fin. Auth., School Fac. Rev. Bonds (Kipp LA Projects), Series 2017-A, 5.00% 2027[2]	600	719
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2014-A, 4.125% 2024	940	992
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2017-A, 5.00% 2024[2]	585	648
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2015-A, 3.625% 2025[2]	600	634
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2017-A, 5.00% 2026[2]	505	591
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2022[2]	200	206
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2023[2]	225	241
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2024[2]	130	144
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2024[2]	100	111

Private Client Services Funds	59

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2025[2]	$150	$171
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2025[2]	105	120
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2026[2]	110	129
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2026[2]	105	123
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2027[2]	220	264
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2027[2]	100	120
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2028[2]	100	122
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2029[2]	100	124
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2030[2]	100	126
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2023	150	155
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2024	145	150
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2025	365	378
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2026	150	155
City of Signal Hill, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2023	500	544
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2019-A, 3.00% 2024	4,065	4,259
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2021-B, 0.50% 2026	5,040	4,998
Solano Community College Dist., G.O. Bonds, 2015 Election, Series 2013-A, 4.375% 2047 (preref. 2023)	595	638
South Placer Wastewater Auth., Wastewater Rev. Ref. Bonds, Series 2020, 5.00% 2031	2,885	3,825
South Placer Wastewater Auth., Wastewater Rev. Ref. Bonds, Series 2020, 5.00% 2032	500	675
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2027	1,100	1,362
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2026	200	241
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2027	400	495
Stanislaus Union School Dist., G.O. Rev. Ref. Bonds, Series 2019, BAM insured, 5.00% 2025	500	582
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Harriet Tubman Terrace Apartments), Series 2021-Q, 0.24% 2024 (put 2023)	7,000	6,990
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	5,000	4,998
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2025	750	862
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2028	2,085	2,447
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2034	975	1,184
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2023	1,110	1,203
Statewide Communities Dev. Auth., Rev. Bonds (Cottage Health System Obligated Group), Series 2015, 5.00% 2043 (preref. 2024)	5,000	5,694
Statewide Communities Dev. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2014, Assured Guaranty Municipal insured, 5.00% 2022	750	782
Statewide Communities Dev. Auth., Rev. Bonds (Jewish Home of San Francisco), Series 2016, 5.00% 2026	575	693
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	310	311
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Episcopal Communities and Services), Series 2012, 5.00% 2024	300	307
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Huntington Memorial Hospital), Series 2014-B, 5.00% 2026	200	224
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2023	500	526
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2024	390	427
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Rady Children’s Hospital), Series 2016-B, 5.00% 2028	860	1,081
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B CHF-Irvine, LLC), Series 2021, BAM insured, 5.00% 2031	3,000	3,958
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B CHF-Irvine, LLC), Series 2021, BAM insured, 5.00% 2032	3,500	4,588
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2022	1,000	1,026
Stockton Unified School Dist., G.O. Bonds, 2012 Election, Series 2018-C, BAM insured, 5.00% 2030	2,145	2,681
City of Suisun, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2022	400	417

60	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Sweetwater Union High School Dist., G.O. Bonds, 2006 Election, Series 2006, 4.00% 2026	$515	$573
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2025	1,715	1,918
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2026	6,000	6,691
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-A-1, 5.00% 2024	1,250	1,391
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2025	1,000	1,151
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	545	628
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2027	600	737
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2028	700	879
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2029	660	845
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2030	300	386
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy/Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2024	860	973
Tustin Unified School Dist., Community Facs. Dist. No. 88-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2022	830	862
Twin Rivers Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2024	400	447
Ukiah Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006, National insured, 0% 2022	175	174
Ukiah Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006, MBIA insured, 0% 2023	1,500	1,486
Union City, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-A, 5.00% 2023	375	409
Regents of the University of California, G.O. Rev. Bonds, Series 2013-AK, 5.00% 2048 (put 2023)	2,000	2,146
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2031	1,150	1,511
Val Verde Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2023	600	637
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045	1,055	1,111
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2019-A, 4.00% 2049	2,810	3,060
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2020-A, 3.00% 2050	4,975	5,339
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2017-CQ, 4.00% 2047	1,380	1,481
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2018-CR, 4.00% 2048	4,770	5,164
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	2,675	2,908
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	4,980	5,345
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2016-CN, 3.50% 2045	680	710
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2024	730	801
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2026	270	311
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 5.00% 2022	340	353
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 4.00% 2025	400	451
West Basin Municipal Water Dist., Rev. Ref. Bonds, Series 2021-A, 5.00% 2030	1,065	1,408
West Basin Municipal Water Dist., Rev. Ref. Bonds, Series 2021-A, 5.00% 2031	745	1,006
West Contra Costa Unified School Dist., G.O. Bonds, 2010 Election, Series 2020-F, Assured Guaranty Municipal insured, 4.00% 2028	600	715
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2030	900	1,098
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, 2005 Election, Series 2008-B, 6.00% 2027	3,000	3,846
West Kern Community College Dist., G.O. Rev. Ref. Bonds, Series 2019, BAM insured, 4.00% 2032	2,700	3,217
Westminster School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-A-1, Assured Guaranty insured, 0% 2023	1,000	994
Whittier City School Dist., G.O. Rev. Ref. Bonds, Series 2016, 4.00% 2030	825	941
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2029	215	258

Private Client Services Funds	61

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2030	$235	$280
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2031	260	309
Yosemite Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-D, 0% 2031	500	428
		559,873

Missouri 0.02%
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-A, 3.75% 2038	95	101

Texas 0.08%
County of Tarrant, Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Christus Health), Series 2018-A, 5.00% 2024	500	558

United States 0.49%
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class ACA, 3.35% 2033	2,911	3,242

Total bonds, notes & other debt instruments (cost: $553,137,000)		563,774

Short-term securities 13.64%
Municipals 13.64%
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.02% 2035[1]	15,765	15,765
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-B, 0.02% 2035[1]	4,000	4,000
State of California, Irvine Ranch Water Dist. Nos. 105, 140, 240 and 250, Consolidated G.O. Bonds, Series 1993, 0.01% 2033[1]	5,700	5,700
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	2,000	1,990
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-2, 0.01% 2035[1]	7,500	7,500
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-1, 0.01% 2035[1]	2,500	2,500
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-A-1, 0.02% 2050[1]	8,500	8,500
State of California, City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.01% 2049[1]	5,200	5,200
State of California, County of Los Angeles, Schools Pooled Fncg. Program, Certs. of Parts., Series 2021-B, 2.00% 12/30/2021	6,000	6,018
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.02% 2037[1]	3,605	3,605
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.02% 2037[1]	750	750
State of California, Municipal Fin. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2005, 0.02% 2025[1]	3,000	3,000
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	5,000	5,063
State of California, Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2002, 0.02% 2024[1]	2,435	2,435
State of California, City of Stockton, Public Fncg. Auth., Wastewater Bond Anticipation Notes, Series 2019, 1.40% 6/1/2022	4,525	4,527
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-4, 0.01% 2048[1]	11,295	11,295
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-1, 0.02% 2032[1]	2,755	2,755

Total short-term securities (cost: $90,579,000)		90,603
Total investment securities 98.53% (cost: $643,716,000)		654,377
Other assets less liabilities 1.47%		9,753

Net assets 100.00%		$664,130

62	Private Client Services Funds

Capital Group California Core Municipal Fund

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	[3]	Value at 10/31/2021 (000)	[4]	Unrealized appreciation at 10/31/2021 (000)
10 Year U.S. Treasury Note Futures	Short	63	December 2021	$(6,300)		$(8,234)		$94

[1]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[2]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $7,326,000, which represented 1.10% of the net assets of the fund.
[3]	Notional amount is calculated based on the number of contracts and notional contract size.
[4]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

Private Client Services Funds	63

Capital Group California Short-Term Municipal Fund

Investment portfolio October 31, 2021

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.

Bonds, notes & other debt instruments 85.57%	Principal amount (000)	Value (000)
California 85.57%
City of Alhambra, Rev. Ref. Bonds (Atherton Baptist Homes Project), Series 2016, 5.00% 2023	$450	$474
Alvord Unified School Dist., G.O. Rev. Ref. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2022	500	518
City of Anaheim, Housing and Public Improvements Auth., Rev. Bonds (Electric Utility Distribution System Improvements), Series 2020-A, 5.00% 2022	230	240
City of Anaheim, Housing and Public Improvements Auth., Rev. Bonds (Electric Utility Distribution System Improvements), Series 2020-A, 5.00% 2023	200	218
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Sharp HealthCare), Series 2012-A, 5.00% 2023 (preref. 2022)	1,640	1,660
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2043 (preref. 2023)	1,525	1,629
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-A, 2.00% 2056 (put 2028)	1,000	1,055
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2017-S-7, 5.00% 2024	1,000	1,112
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2012-F-1, 5.00% 2031 (preref. 2022)	1,365	1,392
City of Beaumont, Wastewater Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2022	225	234
City of Burbank, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015, BAM insured, 5.00% 2022	500	526
Burlingame Elementary School Dist., G.O. Bonds, 2020 Election, Series A, 3.00% 2022	600	613
Trustees of the California State University, Systemwide Rev. Bonds, Series 2018-A, 5.00% 2023	1,045	1,144
Trustees of the California State University, Systemwide Rev. Bonds, Series 2013-A, 5.00% 2023	400	438
Trustees of the California State University, Systemwide Rev. Bonds, Series 2020-A, 5.00% 2024	800	911
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-3, 4.00% 2051 (put 2023)	1,650	1,740
Chino Basin Regional Fin. Auth., Rev. Notes (Inland Empire Utilities Interim Fncg.), Series 2020-B, 4.00% 2025	1,500	1,695
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, Series 2006-B, Assured Guaranty insured, 0% 2026	1,205	1,157
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 4.00% 2022	1,350	1,379
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2025	125	144
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2027	500	609
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2024	400	435
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2025	410	456
East Side Union High School Dist., G.O. Rev. Ref. Bonds, Series 2020, BAM insured, 5.00% 2025	845	990
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2023	255	271
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2025	275	304
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2026	285	319
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 5.00% 2024	225	253
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	300	361
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2021-A, 5.00% 2025	425	490
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	845	879

64	Private Client Services Funds

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Fowler Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 4.00% 2024	$745	$817
County of Fresno, Central Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, 4.00% 2024	395	435
Fresno Joint Powers Fin. Auth., Rev. Ref. Bonds (Master Lease Projects), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2022	1,350	1,375
G.O. Bonds, Series 2021, 5.00% 2027	1,475	1,829
G.O. Bonds, Series 2013-E, (SIFMA Municipal Swap Index + 0.43%) 0.48% 2029 (put 2023)[1]	500	501
Glendale Community College Dist., G.O. Rev. Ref. Bonds, 2016 Election, Series 2020-B, 4.00% 2023	500	533
Glendale Unified School Dist., G.O. Bonds, 2011 Election, Series 2020-E, 4.00% 2024	475	524
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2017A-1, 5.00% 2022	1,500	1,539
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022 (escrowed to maturity)	1,000	1,028
Health Facs. Fncg. Auth., Rev. Bonds (Adventist Health System/West), Series 2013-A, 5.00% 2024	410	436
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2025	400	466
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	1,000	1,048
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 5.00% 2022	300	313
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-B-3, 2.00% 2036 (put 2025)	1,000	1,057
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-B-2, 4.00% 2036 (put 2024)	110	122
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	1,475	1,610
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2022 (escrowed to maturity)	200	210
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2023	1,275	1,396
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2025	400	470
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2026 (preref. 2025)	275	325
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2046 (preref. 2025)	250	296
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	1,150	1,205
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Adventist Health System/West), Series 2016-A, 4.00% 2022	300	304
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2024	680	737
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-D, 1.70% 2033 (put 2022)	750	761
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-C, 5.00% 2034 (put 2022)	1,200	1,255
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Hospital and Clinics), Series 2008-A-3, 5.50% 2040 (preref. 2021)	1,500	1,503
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2026	700	847
Hemet Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 4.00% 2024	500	549
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2022	265	272
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Segerstrom Center for the Arts), Series 2016-B, 5.00% 2023	1,000	1,075
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (The Broad), Series 2021-A, 5.00% 2026	585	702
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2024	965	1,093
County of Kern, Water Agcy., Improvement Dist. No. 4, Water Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2023	800	857
Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bonds, 2016 Election, Series 2020-C, 4.00% 2026	645	745
Kings Canyon Joint Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2022	470	487
La Canada Unified School Dist., G.O. Bonds, 2017 Election, Series 2020-B, 4.00% 2022	270	278
La Canada Unified School Dist., G.O. Bonds, 2017 Election, Series 2020-B, 4.00% 2023	260	277
La Canada Unified School Dist., G.O. Bonds, 2017 Election, Series 2020-B, 4.00% 2024	425	468
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2026	195	224
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2027	210	245
Los Altos Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, Series 1997-C, National insured, 0% 2022	460	460
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022	1,000	1,019
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2013-A, 5.00% 2022	590	609
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2014-D, 4.00% 2023	500	531
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2019-B, 5.00% 2023	1,000	1,079
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2014-B, 5.00% 2023	825	891
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2016-B, 5.00% 2024	800	900
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-A, 5.00% 2025	500	583
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-A, 5.00% 2026	300	361
City of Los Angeles, Solid Waste Resources Rev. Bonds, Series 2013-A, 2.00% 2023	500	511

Private Client Services Funds	65

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	$1,000	$1,122
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2025	1,500	1,745
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2026	400	481
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 5.00% 2025	750	873
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2025	1,000	1,164
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014-A, 5.00% 2022	250	258
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	685	739
Mammoth Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 1998 Election, Series 2000, AMBAC insured, 0% 2023	1,000	991
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 4.00% 2022	250	256
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2026	755	852
Merced City School Dist., G.O. Bonds, Capital Appreciation Bonds, 2003 Election, Series 2005, MBIA insured, 0% 2023	1,065	1,056
Modesto Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2016, 5.00% 2023	160	174
Modesto Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2021, 5.00% 2026	635	763
Mountain View Whisman School Dist., G.O. Bonds, 2012 Election, Series 2016-B, 5.00% 2025	610	716
Municipal Fin. Auth., Solid Waste Rev. Ref. Bonds (Republic Services, Inc. Project), Capital Appreciation Bonds, Series 2010, Assured Guaranty Municipal insured, 0% 2023	260	258
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2025	400	459
Napa Valley Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013, 5.00% 2024 (preref. 2023)	250	271
New Haven Unified School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2012, Assured Guaranty Municipal insured, 0% 2023	965	956
Newport Mesa Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2007, National insured, 0% 2022	1,000	999
Northern California Energy Auth., Commodity Supply Rev. Bonds, Series 2018, 4.00% 2049 (put 2024)	1,000	1,084
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,000	1,035
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2026	1,750	2,082
County of Orange, Transportation Auth., Bond Anticipation Notes (I-405 Improvement Project), Series 2021, 5.00% 2024	1,185	1,345
County of Orange, Water Dist. Rev. Ref. Bonds, Series 2019-C, 5.00% 2024	500	565
Pasadena Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, 5.00% 2024	655	739
Peralta Community College Dist., G.O. Bonds, 2006 Election, Series 2020-E-1, 5.00% 2025	1,000	1,166
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2024	990	1,105
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2024	240	265
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2025	400	453
Pittsburg Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2010 Election, Series 2012-C, 0% 2047 (preref. 2022)	200	47
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2026	440	479
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2014-E, 5.00% 2022	500	520
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2011-A, 5.00% 2027	1,025	1,026
Public Works Board, Lease Rev. Ref. Bonds (Dept. of State Hospitals), Series 2016-E, 5.00% 2025	1,000	1,072
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2020-E, 5.00% 2024	1,000	1,137
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-C, 5.00% 2024	505	574
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2017-B, 5.00% 2024	330	374
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2025	1,330	1,517
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-C, 5.00% 2027	250	302
Public Works Board, Lease Rev. Ref. Bonds (Various State Office Buildings), Series 2015-F, 5.00% 2024	150	167
Ravenswood City School Dist., G.O. Bonds, 2016 Election, Series 2016, 5.00% 2023	445	482
City of Redding, Electric System Rev. Ref. Bonds, Series 2018, 5.00% 2022	725	745
City of Richmond, Wastewater Rev. Ref. Bonds, Series 2019-B, 5.00% 2023	940	1,019
County of Riverside, Infrastructure Fncg. Auth., Lease Rev. Ref. Bonds, Series 2015-A, 5.00% 2021	850	850
County of Riverside, Infrastructure Fncg. Auth., Lease Rev. Ref. Bonds, Series 2015-A, 5.00% 2021 (escrowed to maturity)	150	150
Riverside Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2024	125	138
Robla School Dist., G.O. Bonds, 2018 Election, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2022	740	761
City of Roseville, Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2016, 4.00% 2022	620	639

66	Private Client Services Funds

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 1997-K, AMBAC insured, 5.25% 2024	$115	$125
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2023	450	478
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2024	520	569
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2026	490	564
City of San Diego, Public Facs. Fncg. Auth., Lease Rev. Bonds (Capital Improvement Projects), Series 2021-A, 5.00% 2027	255	316
City of San Diego, Public Fin. Auth., Water Rev. Bonds, Series 2020-A, 5.00% 2022	335	347
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	500	539
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2024	500	561
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022	1,000	1,032
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Bonds, Series 2021-B, 5.00% 2026	140	167
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-A, 5.00% 2025	1,000	1,160
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-D-2, 5.00% 2024	2,000	2,229
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2009-D-2, 4.00% 2023 (escrowed to maturity)	400	422
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2016-A-2, 5.00% 2024	400	446
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2019-D-2, 5.00% 2026	500	596
City and County of San Francisco, G.O. Bonds (Earthquake Safety and Emergency Response), Series 2021-E-1, 5.00% 2025	815	949
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2011-A, 5.00% 2029 (preref. 2021)	1,000	1,000
City and County of San Francisco, Public Utilities Commission, Wastewater Rev. Green Bonds, Series 2018-C, 2.125% 2048 (put 2023)	1,000	1,026
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Special Tax Rev. Ref. Bonds (San Francisco Redev. Projects), Series 2014-C, 5.00% 2022	250	259
San Francisco Community College Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2024	865	968
San Gabriel Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2012-B, 0% 2023	200	198
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2026	440	522
City of San Jose, Fin. Auth., Lease Rev. Ref. Bonds (Civic Center Project), Series 2013-A, 5.00% 2030 (preref. 2023)	2,000	2,150
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2022	155	161
Santa Monica-Malibu Unified School Dist., Certs. of Part., Capital Appreciation Notes, Series 2001-C, National insured, 0% 2022	100	100
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Santa Monica Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2024	485	535
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Santa Monica Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2025	335	380
Santa Rosa High School Dist., G.O. Bonds, 2014 Election, Series 2021-E, BAM insured, 4.00% 2025	1,050	1,187
Semitropic Water Storage Dist., Water Banking Rev. Ref. Bonds, Series 2012-A, 5.00% 2035 (preref. 2022)	1,325	1,393
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2019-A, 3.00% 2024	2,500	2,620
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2021-B, 0.50% 2026	2,025	2,008
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2025	1,000	1,166
Southern California Public Power Auth., Rev. Ref. Bonds (Milford Wind Corridor Phase I Project), Series 2019-1, 5.00% 2022	200	206
Southern California Public Power Auth., Rev. Ref. Green Bonds (Linden Wind Energy Project), Series 2020-A, 5.00% 2024	550	606
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	520	585
Southwestern Community College Dist., G.O. Rev. Ref. Bonds (2019 Crossover), Series 2016-B, 4.00% 2022	310	319
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 4.00% 2022	265	274
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 4.00% 2021	150	150
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 4.00% 2023	250	268
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 4.00% 2023	660	708
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Harriet Tubman Terrace Apartments), Series 2021-Q, 0.24% 2024 (put 2023)	2,000	1,997

Private Client Services Funds	67

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	$1,000	$1,000
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018, 5.00% 2022	150	152
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2023	135	144
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2024	200	222
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2025	415	477
Statewide Communities Dev. Auth., Rev. Bonds (Cottage Health System Obligated Group), Series 2015, 5.00% 2043 (preref. 2024)	1,500	1,708
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2018, 5.00% 2022	700	722
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2018, 5.00% 2026	325	387
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	155	155
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B CHF-Irvine, LLC), Series 2021, BAM insured, 5.00% 2029	1,865	2,379
City of Stockton, Public Fncg. Auth., Water Rev. Ref. Green Bonds, Series 2018-A, BAM insured, 5.00% 2022	1,210	1,260
Torrance Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-B-1, 0% 2023	250	248
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2022	450	465
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2025	500	583
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2026	550	659
Twin Rivers Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2027	225	269
Ukiah Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006, MBIA insured, 0% 2023	440	436
Regents of the University of California, G.O. Rev. Bonds, Series 2013-AK, 5.00% 2048 (put 2023)	1,000	1,073
Regents of the University of California, Limited Project Rev. Bonds, Series 2012-G, 5.00% 2022	150	154
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	2,500	2,930
Val Verde Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2023	450	478
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045	465	490
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2019-A, 4.00% 2049	1,310	1,427
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2020-A, 3.00% 2050	995	1,068
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2017-CQ, 4.00% 2047	655	703
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2018-CR, 4.00% 2048	1,195	1,294
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	1,990	2,136
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2016-CN, 3.50% 2045	680	710
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2021-BD, 5.00% 2025	1,000	1,183
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2024	300	329
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2026	640	737
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2024	250	281
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2022	100	104
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2022	120	124
Whittier Union High School Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2022	300	311
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, 4.00% 2026	160	184
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2027	180	210
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2028	200	237

Total bonds, notes & other debt instruments (cost: $154,232,000)		155,490

Short-term securities 15.60%
Municipals 15.60%
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.02% 2035[1]	8,700	8,700
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.01% 2034[1]	1,300	1,300
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-A-1, 0.02% 2050[1]	4,000	4,000

68	Private Client Services Funds

Capital Group California Short-Term Municipal Fund

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.02% 2037[1]	$3,500	$3,500
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.02% 2042[1]	1,350	1,350
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-4, 0.01% 2048[1]	3,600	3,600
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-1, 0.02% 2048[1]	1,000	1,000
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-2, 0.01% 2032[1]	3,000	3,000
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-1, 0.02% 2032[1]	1,900	1,900

Total short-term securities (cost: $28,351,000)		28,350

Total investment securities 101.17% (cost: $182,583,000)		183,840
Other assets less liabilities (1.17%)		(2,121)

Net assets 100.00%		$181,719

[1]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD/$ = U.S. dollars

Private Client Services Funds	69

Capital Group Core Bond Fund

Investment portfolio October 31, 2021

Portfolio by type of security	Percent of net assets

Portfolio quality summary*	Percent of net assets
U.S. Treasury and agency†	42.25%
AAA/Aaa	20.93
AA/Aa	9.15
A/A	14.63
BBB/Baa	8.72
Short-term securities & other assets less liabilities	4.32

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. The ratings are not covered by the Report of Independent Registered Public Accounting Firm.
†	These securities are guaranteed by the full faith and credit of the U.S. government.

Bonds, notes & other debt instruments 95.68%	Principal amount (000)		Value (000)
U.S. Treasury bonds & notes 39.51%
U.S. Treasury 30.40%
U.S. Treasury 1.875% 2021	$500		$501
U.S. Treasury 2.125% 2021	1,000		1,003
U.S. Treasury 0.125% 2022	27,000		27,008
U.S. Treasury 1.50% 2022	1,920		1,943
U.S. Treasury 1.75% 2022	—	[1]	—	[1]
U.S. Treasury 1.875% 2022	3,745		3,784
U.S. Treasury 2.125% 2022	3,000		3,041
U.S. Treasury 0.125% 2023	10,000		9,986
U.S. Treasury 0.125% 2023	2,000		1,983
U.S. Treasury 0.25% 2023	2,610		2,605
U.S. Treasury 0.25% 2023	437		435
U.S. Treasury 1.25% 2023	1,000		1,015
U.S. Treasury 1.375% 2023[2]	1,275		1,296
U.S. Treasury 1.375% 2023	1,000		1,017
U.S. Treasury 1.75% 2023	1,000		1,022
U.S. Treasury 2.00% 2023	2,000		2,045
U.S. Treasury 2.125% 2023	3,415		3,528
U.S. Treasury 2.25% 2023	500		518
U.S. Treasury 2.50% 2023	1,050		1,089
U.S. Treasury 2.75% 2023	4,542		4,706
U.S. Treasury 2.75% 2023	2,250		2,353
U.S. Treasury 0.375% 2024	22,000		21,790
U.S. Treasury 1.75% 2024	4,000		4,117
U.S. Treasury 2.00% 2024	3,288		3,405
U.S. Treasury 2.00% 2024	2,480		2,566
U.S. Treasury 2.125% 2024	5,000		5,202
U.S. Treasury 2.125% 2024[2]	3,500		3,627
U.S. Treasury 2.25% 2024[2]	3,713		3,863
U.S. Treasury 2.25% 2024	1,820		1,889

70	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
U.S. Treasury bonds & notes (continued)
U.S. Treasury (continued)
U.S. Treasury 2.75% 2024	$2,500	$2,624
U.S. Treasury 0.50% 2025	4,452	4,398
U.S. Treasury 1.375% 2025	8,128	8,276
U.S. Treasury 2.00% 2025	2,000	2,077
U.S. Treasury 2.625% 2025	6,600	7,028
U.S. Treasury 7.625% 2025[2]	750	917
U.S. Treasury 0.50% 2026	3,500	3,414
U.S. Treasury 0.75% 2026	1,150	1,132
U.S. Treasury 0.75% 2026	32	31
U.S. Treasury 0.875% 2026	7,428	7,327
U.S. Treasury 1.625% 2026	3,000	3,070
U.S. Treasury 1.75% 2026[2]	12,140	12,485
U.S. Treasury 1.125% 2027	477	475
U.S. Treasury 2.25% 2027	8,420	8,860
U.S. Treasury 2.25% 2027	2,200	2,316
U.S. Treasury 2.625% 2029	5,660	6,121
U.S. Treasury 1.25% 2031	6,971	6,777
		194,665

U.S. Treasury inflation-protected securities 9.11%
U.S. Treasury Inflation-Protected Security 0.125% 2022[3]	12,151	12,387
U.S. Treasury Inflation-Protected Security 0.125% 2025[3]	10,746	11,590
U.S. Treasury Inflation-Protected Security 0.125% 2026[3]	14,301	15,582
U.S. Treasury Inflation-Protected Security 0.875% 2029[3]	4,958	5,763
U.S. Treasury Inflation-Protected Security 0.125% 2030[2,3]	11,775	13,053
		58,375

Total U.S. Treasury bonds & notes		253,040

Corporate bonds, notes & loans 27.60%
Financials 7.13%
ACE INA Holdings, Inc. 2.875% 2022	150	153
ACE INA Holdings, Inc. 3.35% 2026	45	49
ACE INA Holdings, Inc. 4.35% 2045	50	64
AerCap Ireland Capital, Ltd. / AerCap Global Aviation Trust 2.45% 2026	1,637	1,653
AerCap Ireland Capital, Ltd. / AerCap Global Aviation Trust 3.00% 2028	1,190	1,207
Allstate Corp. 0.75% 2025	637	624
Allstate Corp. 3.28% 2026	175	189
American International Group, Inc. 2.50% 2025	2,000	2,078
American International Group, Inc. 3.40% 2030	1,021	1,107
Bank of America Corp. 1.197% 2026 (USD-SOFR + 1.01% on 10/24/2025)[4]	1,108	1,090
Bank of America Corp. 1.734% 2027 (USD-SOFR + 0.96% on 7/22/2026)[4]	1,740	1,729
Bank of America Corp. 1.922% 2031 (USD-SOFR + 1.37% on 10/24/2030)[4]	1,385	1,322
Bank of America Corp. 2.687% 2032 (USD-SOFR + 1.32% on 4/22/2031)[4]	748	758
BNP Paribas 2.159% 2029 (USD-SOFR + 1.218% on 9/15/2028)[4,5]	475	467
Citigroup, Inc. 4.45% 2027	400	450
Citigroup, Inc. 2.572% 2031 (USD-SOFR + 2.107% on 6/3/2030)[4]	1,283	1,294
Citigroup, Inc. 2.666% 2031 (USD-SOFR + 1.146% on 1/29/2030)[4]	502	511
Credit Suisse Group AG 3.80% 2023	500	524
GE Capital Funding, LLC 3.45% 2025	1,000	1,070
Goldman Sachs Group, Inc. 0.925% 2024 (USD-SOFR + 0.50% on 10/21/2023)[4]	1,545	1,544
Goldman Sachs Group, Inc. 3.272% 2025 (3-month USD-LIBOR + 1.201% on 9/29/2024)[4]	1,385	1,462
Goldman Sachs Group, Inc. 0.855% 2026 (USD-SOFR + 0.609% on 2/12/2025)[4]	400	393
Goldman Sachs Group, Inc. 1.093% 2026 (USD-SOFR + 0.789% on 12/9/2025)[4]	750	732
Goldman Sachs Group, Inc. 1.948% 2027 (USD-SOFR + 0.913% on 10/21/2026)[4]	679	680
Goldman Sachs Group, Inc. 3.814% 2029 (3-month USD-LIBOR + 1.158% on 4/23/2028)[4]	725	795
Goldman Sachs Group, Inc. 1.992% 2032 (USD-SOFR + 1.09% on 1/27/2031)[4]	708	679
Goldman Sachs Group, Inc. 4.017% 2038 (3-month USD-LIBOR + 1.373% on 10/31/2037)[4]	175	201

Private Client Services Funds	71

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Corporate bonds, notes & loans (continued)
Financials (continued)
JPMorgan Chase & Co. 3.559% 2024 (3-month USD-LIBOR + 0.73% on 4/23/2023)[4]	$1,125	$1,171
JPMorgan Chase & Co. 2.301% 2025 (USD-SOFR + 1.16% on 10/15/2024)[4]	1,165	1,201
JPMorgan Chase & Co. 1.045% 2026 (USD-SOFR + 0.80% on 11/19/2025)[4]	1,500	1,464
JPMorgan Chase & Co. 2.58% 2032 (USD-SOFR + 1.25% on 4/22/2031)[4]	232	234
Lloyds Banking Group PLC 4.375% 2028	200	226
Marsh & McLennan Companies, Inc. 3.875% 2024	495	529
Marsh & McLennan Companies, Inc. 2.25% 2030	715	715
Metropolitan Life Global Funding I 0.95% 2025[5]	757	748
Morgan Stanley 1.164% 2025 (USD-SOFR + 0.56% on 10/21/2024)[4]	995	991
Morgan Stanley 2.72% 2025 (USD-SOFR + 1.152% on 7/22/2024)[4]	1,640	1,703
Morgan Stanley 0.985% 2026 (USD-SOFR + 0.72% on 12/10/2025)[4]	1,386	1,346
Morgan Stanley 1.593% 2027 (USD-SOFR + 0.879% on 5/4/2026)[4]	954	945
Morgan Stanley 2.699% 2031 (USD-SOFR + 1.143% on 1/22/2030)[4]	461	471
National Securities Clearing Corp. 0.40% 2023[5]	3,000	2,986
New York Life Global Funding 2.25% 2022[5]	305	310
New York Life Global Funding 0.90% 2024[5]	2,000	1,998
Northwestern Mutual Global Funding 0.80% 2026[5]	1,778	1,732
Toronto-Dominion Bank 0.45% 2023	1,353	1,350
Toronto-Dominion Bank 1.25% 2026	1,005	987
Wells Fargo & Company 2.572% 2031 (3-month USD-LIBOR + 1.00% on 2/11/2030)[4]	1,715	1,736
		45,668

Consumer discretionary 4.70%
Amazon.com, Inc. 0.25% 2023	1,175	1,173
Amazon.com, Inc. 0.45% 2024	1,175	1,166
Amazon.com, Inc. 0.80% 2025	1,544	1,529
Amazon.com, Inc. 1.20% 2027	1,287	1,267
Amazon.com, Inc. 1.65% 2028	1,175	1,172
Amazon.com, Inc. 2.10% 2031	1,175	1,186
American Honda Finance Corp. 0.75% 2024	2,145	2,132
American Honda Finance Corp. 1.30% 2026	1,535	1,524
American Honda Finance Corp. 2.30% 2026	80	83
American Honda Finance Corp. 3.50% 2028	325	359
Bayerische Motoren Werke AG 0.75% 2024[5]	1,250	1,244
Bayerische Motoren Werke AG 0.80% 2024[5]	1,225	1,221
Bayerische Motoren Werke AG 1.25% 2026[5]	1,000	990
General Motors Company 4.20% 2027	1,020	1,116
Home Depot, Inc. 3.25% 2022	350	353
Home Depot, Inc. 1.50% 2028	1,840	1,808
Hyundai Capital America 0.80% 2023[5]	1,200	1,200
Hyundai Capital America 1.80% 2025[5]	481	482
Hyundai Capital America 2.375% 2027[5]	387	389
Hyundai Capital America 2.10% 2028[5]	350	342
McDonald’s Corp. 3.70% 2026	135	147
McDonald’s Corp. 3.50% 2027	185	202
NIKE, Inc. 2.375% 2026	615	645
Stellantis Finance US, Inc. 1.711% 2027[5]	1,365	1,344
Stellantis Finance US, Inc. 2.691% 2031[5]	900	887
Toyota Motor Credit Corp. 0.625% 2024	2,145	2,128
Toyota Motor Credit Corp. 3.00% 2025	1,240	1,313
Toyota Motor Credit Corp. 0.80% 2026	890	874
Toyota Motor Credit Corp. 1.125% 2026	1,840	1,815
		30,091

Industrials 2.34%
Avolon Holdings Funding, Ltd. 3.625% 2022[5]	587	594
Avolon Holdings Funding, Ltd. 3.95% 2024[5]	743	784
Avolon Holdings Funding, Ltd. 4.375% 2026[5]	925	999
Boeing Company 5.04% 2027	1,021	1,160
Boeing Company 3.25% 2028	1,095	1,147

72	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Corporate bonds, notes & loans (continued)
Industrials (continued)
Emerson Electric Co. 1.80% 2027	$383	$386
General Dynamics Corp. 1.15% 2026	1,000	998
General Electric Co. 3.45% 2027	1,000	1,091
Honeywell International, Inc. 2.15% 2022	1,160	1,175
Honeywell International, Inc. 2.30% 2024	878	912
Masco Corp. 1.50% 2028	782	754
Raytheon Technologies Corp. 3.20% 2024	275	289
Siemens AG 0.40% 2023[5]	1,140	1,140
Siemens AG 0.65% 2024[5]	1,425	1,420
Siemens AG 1.20% 2026[5]	808	800
Union Pacific Corp. 3.75% 2025	230	250
Union Pacific Corp. 2.15% 2027	793	816
United Technologies Corp. 3.65% 2023	27	28
Vinci SA 3.75% 2029[5]	200	222
		14,965

Utilities 2.02%
Ameren Corp. 2.50% 2024	373	388
Connecticut Light and Power Co. 3.20% 2027	1,025	1,107
Duke Energy Progress, LLC 3.375% 2023	786	824
Duke Energy Progress, LLC 3.70% 2028	200	222
Entergy Louisiana, LLC 0.95% 2024	1,860	1,852
Eversource Energy 2.75% 2022	750	755
FirstEnergy Transmission LLC 2.866% 2028[5]	425	438
Florida Power & Light Company 2.85% 2025	225	237
NextEra Energy Capital Holdings, Inc. 2.25% 2030	1,276	1,276
Pacific Gas and Electric Co. 3.45% 2025	150	156
Pacific Gas and Electric Co. 3.75% 2028	150	157
Pacific Gas and Electric Co. 2.50% 2031	175	167
Pacific Gas and Electric Co. 3.30% 2040	50	47
Southern California Edison Co. 0.975% 2024	925	921
Southern California Edison Co. 3.70% 2025	1,000	1,081
Southern California Edison Co. 2.85% 2029	1,000	1,032
Tampa Electric Co. 2.60% 2022	350	355
Virginia Electric and Power Co. 3.10% 2025	1,040	1,099
Xcel Energy, Inc. 3.35% 2026	749	803
		12,917

Information technology 2.00%
Adobe, Inc. 1.90% 2025	647	663
Analog Devices, Inc. 1.70% 2028	418	416
Apple, Inc. 0.70% 2026	1,135	1,113
Apple, Inc. 1.20% 2028	1,418	1,375
Apple, Inc. 1.25% 2030	1,470	1,389
Broadcom Corp. / Broadcom Cayman Finance, Ltd. 3.875% 2027	185	201
Broadcom, Inc. 1.95% 2028[5]	123	121
Broadcom, Ltd. 3.625% 2024	270	284
Fidelity National Information Services, Inc. 1.15% 2026	1,283	1,258
Fidelity National Information Services, Inc. 1.65% 2028	129	126
Fiserv, Inc. 3.20% 2026	670	713
Fiserv, Inc. 2.25% 2027	777	790
Fortinet, Inc. 1.00% 2026	696	678
Intuit, Inc. 0.95% 2025	255	252
Intuit, Inc. 1.35% 2027	235	230
Microsoft Corp. 2.40% 2026	1,951	2,048
Oracle Corp. 2.30% 2028	668	678
PayPal Holdings, Inc. 1.65% 2025	481	488
		12,823

Private Client Services Funds	73

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Corporate bonds, notes & loans (continued)
Communication services 1.95%
Alphabet, Inc. 0.80% 2027	$490	$470
Alphabet, Inc. 1.10% 2030	1,605	1,507
Alphabet, Inc. 2.05% 2050	440	396
AT&T, Inc. 2.30% 2027	996	1,019
AT&T, Inc. 1.65% 2028	1,065	1,039
CCO Holdings LLC and CCO Holdings Capital Corp. 4.908% 2025	165	183
CCO Holdings LLC and CCO Holdings Capital Corp. 2.80% 2031	502	500
Comcast Corp. 3.95% 2025	539	592
Comcast Corp. 1.95% 2031	704	687
SBA Tower Trust 1.631% 2026[5]	983	971
T-Mobile US, Inc. 3.75% 2027	1,119	1,215
Verizon Communications, Inc. 3.00% 2027	450	477
Verizon Communications, Inc. 2.10% 2028	1,250	1,254
Verizon Communications, Inc. 2.355% 2032[5]	2,210	2,179
		12,489

Consumer staples 1.94%
7-Eleven, Inc. 0.95% 2026[5]	250	243
7-Eleven, Inc. 1.30% 2028[5]	175	167
Altria Group, Inc. 2.35% 2025	156	161
Altria Group, Inc. 4.40% 2026	117	130
Altria Group, Inc. 3.40% 2030	89	93
British American Tobacco PLC 3.462% 2029	1,850	1,938
Coca-Cola Company 1.00% 2028	1,625	1,556
Constellation Brands, Inc. 3.20% 2023	386	398
Constellation Brands, Inc. 2.875% 2030	239	248
Costco Wholesale Corp. 2.30% 2022	285	288
Keurig Dr Pepper, Inc. 4.057% 2023	251	264
Keurig Dr Pepper, Inc. 3.20% 2030	500	531
Kimberly-Clark Corp. 1.05% 2027	185	179
Kimberly-Clark Corp. 3.10% 2030	116	126
Molson Coors Brewing Co. 3.00% 2026	245	260
Nestle Holdings, Inc. 1.50% 2028[5]	1,750	1,714
Nestlé Holdings, Inc. 1.00% 2027[5]	1,640	1,582
PepsiCo, Inc. 1.625% 2030	85	83
Philip Morris International, Inc. 1.50% 2025	274	276
Philip Morris International, Inc. 0.875% 2026	566	550
Procter & Gamble Company 0.55% 2025	796	779
Procter & Gamble Company 1.00% 2026	362	359
Procter & Gamble Company 3.00% 2030	495	538
		12,463

Health care 1.93%
Abbott Laboratories 3.40% 2023	98	103
Abbott Laboratories 3.75% 2026	292	323
Aetna, Inc. 2.80% 2023	55	57
AmerisourceBergen Corp. 0.737% 2023	853	854
Amgen, Inc. 2.20% 2027	740	755
AstraZeneca Finance LLC 0.70% 2024	1,486	1,485
AstraZeneca Finance LLC 1.20% 2026	600	595
AstraZeneca Finance LLC 1.75% 2028	444	443
AstraZeneca PLC 3.375% 2025	445	482
Becton, Dickinson and Company 3.734% 2024	17	18
Boston Scientific Corp. 3.45% 2024	675	712
Cigna Corp. 3.75% 2023	99	104
CVS Health Corp. 1.30% 2027	1,384	1,342
CVS Health Corp. 4.30% 2028	282	319
GlaxoSmithKline PLC 3.375% 2023	750	783
Novartis Capital Corp. 1.75% 2025	1,006	1,027
Novartis Capital Corp. 2.00% 2027	275	282

74	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Corporate bonds, notes & loans (continued)
Health care (continued)
Pfizer, Inc. 2.95% 2024	$485	$509
Shire PLC 2.875% 2023	120	124
Shire PLC 3.20% 2026	300	319
Thermo Fisher Scientific, Inc. 1.75% 2028	385	380
UnitedHealth Group, Inc. 1.15% 2026	495	490
UnitedHealth Group, Inc. 2.30% 2031	348	352
Zimmer Holdings, Inc. 3.15% 2022	485	488
		12,346

Energy 1.83%
Boardwalk Pipeline Partners LP 4.95% 2024	460	504
BP Capital Markets PLC 4.234% 2028	437	499
Canadian Natural Resources, Ltd. 2.05% 2025	996	1,012
Enbridge Energy Partners LP 5.875% 2025	230	265
Energy Transfer Operating LP 3.75% 2030	1,645	1,754
Energy Transfer Partners LP 4.20% 2023	155	163
Energy Transfer Partners LP 4.50% 2024	90	97
EOG Resources, Inc. 4.375% 2030	501	583
Equinor ASA 3.625% 2028	165	183
Exxon Mobil Corp. 2.019% 2024	127	131
Exxon Mobil Corp. 2.44% 2029	183	189
Kinder Morgan, Inc. 3.15% 2023	495	509
MPLX LP 3.375% 2023	75	78
MPLX LP 4.00% 2028	350	385
ONEOK, Inc. 4.55% 2028	638	719
ONEOK, Inc. 6.35% 2031	469	596
Phillips 66 4.30% 2022	290	295
Phillips 66 3.85% 2025	1,253	1,351
Pioneer Natural Resources Company 1.125% 2026	238	233
SA Global Sukuk, Ltd. 1.602% 2026[5]	1,505	1,488
Saudi Arabian Oil Co. 1.625% 2025[5]	200	199
Schlumberger BV 4.00% 2025[5]	165	180
Williams Companies, Inc. 3.50% 2030	293	315
		11,728

Real estate 1.16%
Alexandria Real Estate Equities, Inc. 3.95% 2028	60	67
Alexandria Real Estate Equities, Inc. 1.875% 2033	596	560
American Campus Communities, Inc. 3.75% 2023	300	311
American Campus Communities, Inc. 4.125% 2024	415	447
American Tower Corp. 1.45% 2026	982	968
American Tower Corp. 1.60% 2026	717	713
Corporate Office Properties LP 2.75% 2031	294	295
Equinix, Inc. 2.90% 2026	929	975
Equinix, Inc. 1.80% 2027	326	324
Equinix, Inc. 2.00% 2028	433	429
Essex Portfolio LP 3.50% 2025	490	521
Gaming and Leisure Properties, Inc. 3.35% 2024	242	255
Kimco Realty Corp. 3.40% 2022	35	36
Public Storage 0.875% 2026	134	131
Public Storage 1.85% 2028	553	553
Scentre Group 3.50% 2025[5]	250	265
Sun Communities Operating LP 2.30% 2028	559	555
		7,405

Materials 0.60%
Air Products and Chemicals, Inc. 1.50% 2025	757	765
Air Products and Chemicals, Inc. 1.85% 2027	155	158
Dow Chemical Co. 3.625% 2026	250	271

Private Client Services Funds	75

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Corporate bonds, notes & loans (continued)
Materials (continued)
Dow Chemical Co. 2.10% 2030	$1,000	$984
DowDuPont, Inc. 4.493% 2025	515	573
LYB International Finance III, LLC 2.25% 2030	496	494
Vale Overseas, Ltd. 3.75% 2030	587	598
		3,843

Total corporate bonds, notes & loans		176,738

Mortgage-backed obligations 12.24%
Federal agency mortgage-backed obligations 8.21%
Fannie Mae Pool #889995 5.50% 2038[6]	160	184
Fannie Mae Pool #MA4387 2.00% 2041[6]	853	870
Fannie Mae Pool #AI5236 5.00% 2041[6]	294	333
Fannie Mae Pool #AI8806 5.00% 2041[6]	52	59
Fannie Mae, Series 2007-33, Class HE, 5.50% 2037[6]	3	4
Fannie Mae, Series 2012-M13, Class A2, Multi Family, 2.377% 2022[6]	126	127
Fannie Mae, Series 2015-M4, Class AV2, Multi Family, 2.509% 2022[6,7]	172	173
Fannie Mae, Series 2012-M2, Class A2, Multi Family, 2.717% 2022[6]	23	23
Fannie Mae, Series 2016-M2, Class AV2, Multi Family, 2.152% 2023[6]	303	307
Fannie Mae, Series 2016-M3, Class ASQ2, Multi Family, 2.263% 2023[6]	40	40
Fannie Mae, Series 2013-M12, Class APT, Multi Family, 2.405% 2023[6,7]	300	305
Fannie Mae, Series 2017-M3, Class AV2, Multi Family, 2.526% 2024[6,7]	253	259
Fannie Mae, Series 2017-M10, Class AV2, Multi Family, 2.554% 2024[6,7]	403	417
Fannie Mae, Series 2017-M15, Class AV2, Multi Family, 2.621% 2024[6,7]	365	379
Fannie Mae, Series 2015-M8, Class A1, Multi Family, 2.344% 2025[6]	29	30
Fannie Mae, Series 2016-M9, Class A1, Multi Family, 2.003% 2026[6]	43	43
Fannie Mae, Series 2016-M5, Class A1, Multi Family, 2.073% 2026[6]	333	341
Fannie Mae, Series 2016-M11, Class A1, Multi Family, 2.08% 2026[6]	500	512
Fannie Mae, Series 2016-M12, Class A1, Multi Family, 2.132% 2026[6]	210	215
Fannie Mae, Series 2016-M6, Class A1, Multi Family, 2.137% 2026[6]	164	167
Fannie Mae, Series 2016-M4, Class A1, Multi Family, 2.187% 2026[6]	227	233
Fannie Mae, Series 2017-M7, Class A1, Multi Family, 2.595% 2026[6]	62	62
Fannie Mae, Series 2017-M8, Class A1, Multi Family, 2.654% 2027[6]	19	19
Fannie Mae, Series 2017-M7, Class A2, Multi Family, 2.961% 2027[6,7]	461	493
Fannie Mae, Series 2017-M15, Class ATS1, Multi Family, 2.987% 2027[5,6]	37	38
Freddie Mac, Series 3272, Class PA, 6.00% 2037[6]	10	12
Freddie Mac, Series K020, Class A2, Multi Family, 2.373% 2022[6]	241	243
Freddie Mac, Series K718, Class A2, Multi Family, 2.791% 2022[6]	606	608
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-1, Class HA, 3.00% 2056[6,7]	381	394
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-2, Class MA, 3.00% 2056[6]	280	290
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-2, Class HA, 3.00% 2056[6,7]	278	288
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-4, Class HT, 3.25% 2057[6,7]	158	168
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2018-2, Class MT, 3.50% 2057[6]	345	364
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-4, Class MT, 3.50% 2057[6]	173	183
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2019-2, Class MA, 3.50% 2058[6]	1,418	1,478
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2019-4, Class MA, 3.00% 2059[6]	1,398	1,445
Freddie Mac Seasoned Loan Structured Transaction Trust, Series 2018-1, Class A1, 3.50% 2028[6]	1,503	1,565
Government National Mortgage Assn. 2.00% 2051[6,8]	2,410	2,441
Government National Mortgage Assn. 2.00% 2051[6,8]	483	488
Government National Mortgage Assn. Pool #694836 5.661% 2059[6]	2	2
Government National Mortgage Assn. Pool #776095 4.907% 2064[6]	1	1
Government National Mortgage Assn. Pool #AA7554 6.64% 2064[6]	8	8
Government National Mortgage Assn., Series 2012-H20, Class PT, 0.899% 2062[6,7]	265	264
Uniform Mortgage-Backed Security 2.00% 2051[6,8]	7,666	7,651
Uniform Mortgage-Backed Security 2.00% 2052[6,8]	6,981	6,953
Uniform Mortgage-Backed Security 2.50% 2052[6,8]	21,615	22,103
		52,582

76	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Mortgage-backed obligations (continued)
Collateralized mortgage-backed obligations (privately originated) 2.44%
Bellemeade Re, Ltd., Series 2019-3A, Class M1A, 1.189% 2029[5,6,7]	$30	$30
Cascade Funding Mortgage Trust, Series 2020-HB4, Class A, 0.946% 2030[5,6,7]	217	217
Cascade Funding Mortgage Trust, Series 2021-HB6, Class A, 0.898% 2036[5,6,7]	1,231	1,232
Credit Suisse Mortgage Trust, Series 2017-RPL3, Class A1, 2.00% 2060[5,6,7]	345	349
Finance of America Structured Securities Trust, Series 2019-JR2, Class A1, 2.00% 2069[5,6]	704	774
Home Partners of America Trust, Series 2021-2, Class A, 1.901% 2026[5,6,9]	565	565
Legacy Mortgage Asset Trust, Series 2019-GS5, Class A1, 3.20% 2059[5,6,7]	544	547
Legacy Mortgage Asset Trust, Series 2019-GS7, Class A1, 3.25% 2059[5,6,7]	839	844
Legacy Mortgage Asset Trust, Series 2019-GS2, Class A1, 3.75% 2059[5,6,7]	527	528
Mello Warehouse Securitization Trust, Series 2020-2, Class A, (1-month USD-LIBOR + 0.80%) 0.889% 2053[5,6,7]	777	776
Mello Warehouse Securitization Trust, Series 2020-1, Class A, (1-month USD-LIBOR + 0.90%) 0.989% 2053[5,6,7]	719	722
Mello Warehouse Securitization Trust, Series 2021-3, Class A, (1-month USD-LIBOR + 0.85%) 0.934% 2055[5,6,7]	808	814
MRA Issuance Trust, Series 2020-10, Class A, (1-month USD-LIBOR + 1.70%) 1.782% 2022[5,6,7]	1,305	1,307
NewRez Warehouse Securitization Trust, Series 2021-1, Class A, (1-month USD-LIBOR + 0.75%) 0.839% 2055[5,6,7]	5,557	5,557
RMF Proprietary Issuance Trust, Series 2019-1, Class A, 2.75% 2063[5,6,7]	332	328
Station Place Securitization Trust, Series 2021-WL2, Class A, (1-month USD-LIBOR + 0.70%) 0.789% 2054[5,6,7]	1,000	1,001
		15,591

Commercial mortgage-backed securities 1.59%
BX Trust, Series 2021-SDMF, Class A, (1-month USD-LIBOR + 0.589%) 0.679% 2034[5,6,7]	1,240	1,223
BX Trust, Series 2021-VOLT, Class A, (1-month USD-LIBOR + 0.70%) 0.79% 2036[5,6,7]	693	694
BX Trust, Series 2021-ARIA, Class A, (1-month USD-LIBOR + 0.899%) 0.979% 2036[5,6,7]	664	664
BX Trust, Series 2021-VOLT, Class B, (1-month USD-LIBOR + 0.95%) 1.04% 2036[5,6,7]	509	510
BX Trust, Series 2021-SOAR, Class A, (1-month USD-LIBOR + 0.67%) 0.76% 2038[5,6,7]	870	869
BX Trust, Series 2021-SOAR, Class B, (1-month USD-LIBOR + 0.87%) 0.96% 2038[5,6,7]	327	327
BX Trust, Series 2021-SOAR, Class C, (1-month USD-LIBOR + 1.10%) 1.19% 2038[5,6,7]	221	221
Extended Stay America Trust, Series 2021-ESH, Class A, (1-month USD-LIBOR + 1.08%) 1.171% 2038[5,6,7]	261	262
Extended Stay America Trust, Series 2021-ESH, Class B, (1-month USD-LIBOR + 1.38%) 1.471% 2038[5,6,7]	191	191
Hawaii Hotel Trust, Series 2019-MAUI, Class A, (1-month USD-LIBOR + 1.15%) 1.24% 2038[5,6,7]	1,500	1,504
JPMorgan Chase Commercial Mortgage Securities Trust, Series 2021-410T, Class A, 2.287% 2042[5,6]	461	470
LUXE Commercial Mortgage Trust, Series 21-TRIP, Class A, (1-month USD-LIBOR + 1.05%) 1.15% 2038[5,6,7]	1,343	1,346
Manhattan West Mortgage Trust, Series 2020-1MW, Class A, 2.13% 2039[5,6]	1,262	1,279
MHC Commercial Mortgage Trust, CMO, Series 2021-MHC, Class A, (1-month USD-LIBOR + 0.801%) 0.891% 2026[5,6,7]	460	461
Motel 6 Trust, Series 2021-MTL6, Class A, (1-month USD-LIBOR + 0.90%) 0.99% 2038[5,6,7]	164	164
		10,185

Total mortgage-backed obligations		78,358

Asset-backed obligations 10.46%
Aesop Funding LLC, Series 2019-2A, Class A, 3.35% 2025[5,6]	750	793
Aesop Funding LLC, Series 2020-2, Class A, 2.02% 2027[5,6]	539	549
Aesop Funding LLC, Series 2020-2A, Class B, 2.96% 2027[5,6]	138	144
Affirm Asset Securitization Trust, Series 2021-A, Class A, 0.88% 2025[5,6]	462	463
Affirm Asset Securitization Trust, Series 2020-A, Class A, 2.10% 2025[5,6]	473	475
Affirm Asset Securitization Trust, Series 2021-B, Class A, 1.03% 2026[5,6]	1,136	1,132
Allegro CLO, Ltd., Series 2016-1A, Class AR2, (3-month USD-LIBOR + 0.95%) 1.074% 2030[5,6,7]	750	750
Allegro CLO, Ltd., Series 2017-1A, Class AR, (3-month USD-LIBOR + 0.95%) 1.072% 2030[5,6,7]	492	492
Ares CLO, Ltd., Series 2017-42A, Class AR, (3-month USD-LIBOR + 0.92%) 1.048% 2028[5,6,7]	1,053	1,053
Ballyrock CLO, Ltd., Series 2019-2A, Class A1AR, (3-month USD-LIBOR + 1.00%) 1.131% 2030[5,6,7]	1,095	1,095

Private Client Services Funds	77

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Asset-backed obligations (continued)
Bankers Healthcare Group Securitization Trust, Series 2021-A, Class A, 1.42% 2033[5,6]	$111	$111
Bankers Healthcare Group Securitization Trust, Series 2021-B, Class A, 0.90% 2034[5,6]	228	228
CarMaxAuto Owner Trust, Series 2020-1, Class A2, 1.87% 2023[6]	21	21
CarMaxAuto Owner Trust, Series 2019-2, Class A3, 2.68% 2024[6]	408	413
CarMaxAuto Owner Trust, Series 2019-2, Class A4, 2.77% 2024[6]	805	828
CarMaxAuto Owner Trust, Series 2019-2, Class B, 3.01% 2024[6]	775	800
CarMaxAuto Owner Trust, Series 2019-2, Class C, 3.16% 2025[6]	1,150	1,186
Castlelake Aircraft Securitization Trust, Series 2021-2A, Class A, 2.852% 2037[5,6]	593	593
Castlelake Aircraft Securitization Trust, Series 2017-1R, Class A, 2.741% 2041[5,6]	203	203
Cent CLO, Ltd., Series 2014-21A, Class AR, (3-month USD-LIBOR + 0.97%) 1.105% 2030[5,6,7]	1,557	1,557
CF Hippolyta LLC, Series 2020-1, Class A1, 1.69% 2060[5,6]	1,016	1,017
CF Hippolyta LLC, Series 2020-1, Class A2, 1.99% 2060[5,6]	166	165
CF Hippolyta LLC, Series 2020-1, Class B1, 2.28% 2060[5,6]	266	267
CF Hippolyta LLC, Series 2020-1, Class B2, 2.60% 2060[5,6]	93	94
CF Hippolyta LLC, Series 2021-1, Class A1, 1.53% 2061[5,6]	458	454
CLI Funding V LLC, Series 2020-1A, Class A, 2.08% 2045[5,6]	428	427
CLI Funding V LLC, Series 2021-1A, Class A, 1.64% 2046[5,6]	554	544
CPS Auto Receivables Trust, Series 2019-B, Class C, 3.35% 2024[5,6]	150	150
Drive Auto Receivables Trust, Series 2020-1, Class B, 2.08% 2024[6]	1,233	1,236
Drive Auto Receivables Trust, Series 2020-1, Class C, 2.36% 2026[6]	2,166	2,193
Drivetime Auto Owner Trust, Series 2020-1, Class A, 1.94% 2023[5,6]	2	2
Drivetime Auto Owner Trust, Series 2020-1, Class B, 2.16% 2024[5,6]	1,000	1,005
Dryden Senior Loan Fund, CLO, Series 2017-47A, Class A1R, (3-month USD-LIBOR + 0.98%) 1.104% 2028[5,6,7]	1,643	1,643
EDvestinU Private Education Loan LLC, Series 2021-A, Class A, 1.80% 2045[5,6]	88	87
Exeter Automobile Receivables Trust, Series 2019-2A, Class C, 3.30% 2024[5,6]	517	521
First Investors Auto Owner Trust, Series 2021-1A, Class A, 0.45% 2026[5,6]	283	283
FirstKey Homes Trust, Series 2020-SFR2, Class A, 1.266% 2037[5,6]	237	234
Ford Credit Auto Owner Trust, Series 2020-A, Class A3, 1.04% 2024[6]	433	435
Ford Credit Auto Owner Trust, Series 2020-1, Class A, 2.04% 2031[5,6]	582	597
Ford Credit Auto Owner Trust, Series 2021-1, Class A, 1.37% 2033[5,6]	439	438
GCI Funding I LLC, Series 2020-1, Class A, 2.82% 2045[5,6]	167	169
GCI Funding I LLC, Series 2021-1, Class A, 2.38% 2046[5,6]	443	445
Global SC Finance V SRL, Series 2020-1A, Class A, 2.17% 2040[5,6]	1,336	1,343
Global SC Finance VII SRL, Series 2020-2A, Class A, 2.26% 2040[5,6]	893	900
Global SC Finance VII SRL, Series 2021-1A, Class A, 1.86% 2041[5,6]	1,074	1,064
GM Financial Automobile Leasing Trust, Series 2020-2, Class A2A, 0.71% 2022[6]	51	51
GM Financial Automobile Leasing Trust, Series 2020-2, Class A3, 0.80% 2023[6]	208	209
Hertz Vehicle Financing LLC, Series 2021-1A, Class A, 1.21% 2025[5,6]	1,138	1,133
Hertz Vehicle Financing LLC, Series 2021-1A, Class B, 1.56% 2025[5,6]	122	122
Hertz Vehicle Financing LLC, Series 2021-2A, Class A, 1.68% 2027[5,6]	1,234	1,229
Hertz Vehicle Financing LLC, Series 2021-2A, Class B, 2.12% 2027[5,6]	132	132
Honda Auto Receivables Owner Trust, Series 2019-2, Class A3, 2.52% 2023[6]	704	710
Longfellow Place CLO, Ltd., Series 2013-1A, Class AR3, (3-month USD-LIBOR + 1.00%) 1.124% 2029[5,6,7]	909	909
Madison Park Funding, Ltd., CLO, Series 2015-17A, Class AR2, (3-month USD-LIBOR + 1.00%) 1.13% 2030[5,6,7]	1,665	1,667
Marathon CLO, Ltd., Series 2017-9A, Class A1AR, (3-month USD-LIBOR + 1.15%) 1.274% 2029[5,6,7]	794	794
Mercury Financial Credit Card Master Trust, Series 2021-1A, Class A, 1.54% 2026[5,6]	1,100	1,103
Mission Lane Credit Card Master Trust, Series 2021-A, Class A, 1.59% 2026[5,6]	380	379
Navient Student Loan Trust, Series 2021-A, Class A, 0.84% 2069[5,6]	175	174
Navient Student Loan Trust, Series 2021-C, Class A, 1.06% 2069[5,6]	789	787
Nelnet Student Loan Trust, Series 2021-C, Class AFX, 1.32% 2062[5,6]	1,821	1,808
Nelnet Student Loan Trust, Series 2021-A, Class APT1, 1.36% 2062[5,6]	922	914
Nelnet Student Loan Trust, Series 2021-B, Class AFX, 1.42% 2062[5,6]	1,730	1,722
New Economy Assets Phase 1 Issuer, LLC, Series 2021-1, Class A1, 1.91% 2061[5,6]	2,723	2,717
Newark BSL CLO 2, Ltd., Series 2017-1A, Class A1R, (3-month USD-LIBOR + 0.97%) 1.094% 2030[5,6,7]	529	529
Nissan Auto Receivables Owner Trust, Series 2019-A, Class A-3, 2.90% 2023[6]	186	188
Oportun Funding LLC, Series 2021-B, Class A, 1.47% 2031[5,6]	288	288
OSW Structured Asset Trust, Series 2020-RPL1, Class A1, 3.072% 2059[5,6,7]	2,996	3,007
Palmer Square Loan Funding, CLO, Series 2021-4A, Class A1, (3-month USD-LIBOR + 0.80%) 0.928% 2029[5,6,7]	1,500	1,500
Palmer Square Loan Funding, CLO, Series 2021-4A, Class A2, (3-month USD-LIBOR + 1.40%) 1.528% 2029[5,6,7]	856	856
Palmer Square Loan Funding, CLO, Series 2020-4, Class A1, (3-month USD-LIBOR + 1.00%) 1.129% 2028[5,6,7]	443	443
Palmer Square Loan Funding, CLO, Series 2021-1, Class A1, (3-month USD-LIBOR + 0.90%) 1.032% 2029[5,6,7]	198	198
Race Point CLO, Ltd., Series 2015-9A, Class A1A2, (3-month USD-LIBOR + 0.94%) 1.064% 2030[5,6,7]	1,390	1,390
Santander Drive Auto Receivables Trust, Series 2019-3, Class C, 2.49% 2025[6]	693	697

78	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Asset-backed obligations (continued)
SMB Private Education Loan Trust, Series 2021-A, Class A1, (1-month USD-LIBOR + 0.50%) 0.59% 2053[5,6,7]	$86	$86
SMB Private Education Loan Trust, Series 2021-A, Class APT2, 1.07% 2053[5,6]	257	252
Sound Point CLO, Ltd., Series 2017-3A, Class A1R, (3-month USD-LIBOR + 0.98%) 1.112% 2030[5,6,7]	1,660	1,661
Sound Point CLO, Ltd., Series 2017-2A, Class AR, (3-month USD-LIBOR + 0.98%) 1.112% 2030[5,6,7]	970	970
Sound Point CLO, Ltd., Series 2015-1RA, Class AR, (3-month USD-LIBOR + 1.08%) 1.204% 2030[5,6,7]	895	895
Stellar Jay Ireland DAC, Series 2021-1, Class A, 3.967% 2028[5,6,9]	898	898
Stonepeak, Series 2021-1A, Class AA, 2.301% 2033[5,6]	377	379
SuttonPark Structured Settlements, Series 2021-1, Class A, 1.95% 2075[5,6]	538	534
Textainer Marine Containers, Ltd., Series 2021-1A, Class A, 1.68% 2046[5,6]	196	192
Textainer Marine Containers, Ltd., Series 2021-2A, Class A, 2.23% 2046[5,6]	1,152	1,156
TIF Funding II LLC, Series 2021-1A, Class A, 1.65% 2046[5,6]	658	641
Toyota Auto Loan Extended Note Trust, Series 2019-1, Class A, 2.56% 2031[5,6]	1,250	1,301
Toyota Auto Loan Extended Note Trust, Series 2020-1, Class A, 1.35% 2033[5,6]	445	447
Toyota Auto Receivables Owner Trust, Series 2019-B, Class A3, 2.57% 2023[6]	603	608
Triton Container Finance VIII LLC, Series 2020-1, Class A, 2.11% 2045[5,6]	1,163	1,165
Triton Container Finance VIII LLC, Series 2021-1, Class A, 1.86% 2046[5,6]	782	771
Volkswagen Auto Lease Trust, Series 2019-A, Class A3, 1.99% 2022[6]	750	754
Westlake Automobile Receivables Trust, Series 2019-2A, Class B, 2.62% 2024[5,6]	18	18
		66,983

Federal agency bonds & notes 2.74%
Fannie Mae 2.375% 2023	2,442	2,505
Fannie Mae 0.875% 2030	2,563	2,411
Freddie Mac 0.25% 2023	3,439	3,430
Freddie Mac 0.375% 2025	9,449	9,223
		17,569

Bonds & notes of governments & government agencies outside the U.S. 2.51%
Asian Development Bank 0.625% 2024	1,526	1,516
Canada 0.75% 2026	2,350	2,297
Denmark (Kingdom of) 0.125% 2022[5]	660	658
Denmark (Kingdom of) 0.125% 2022	655	653
European Investment Bank 2.25% 2022	751	757
European Investment Bank 0.75% 2026	758	741
Inter-American Development Bank 0.50% 2024	500	495
KfW 0.375% 2025	1,010	987
Kommunalbanken 0.50% 2024[5]	442	437
Kommunalbanken 0.375% 2025[5]	2,000	1,949
Kommuninvest i Sverige Aktiebolag 0.25% 2023[5]	905	902
Manitoba (Province of) 3.05% 2024	200	211
Ontario (Province of) 3.20% 2024	500	531
Ontario Teachers’ Finance Trust 0.875% 2026[5]	902	882
Quebec (Province of) 0.60% 2025	1,600	1,573
Saudi Arabia (Kingdom of) 4.00% 2025[5]	430	468
Saudi Arabia (Kingdom of) 4.50% 2030[5]	445	518
United Mexican States 4.15% 2027	460	514
		16,089

Municipals 0.62%
California 0.04%
High-Speed Passenger Train G.O. Rev. Ref. Bonds, Series 2017-A, 2.367% 2022	250	252

Florida 0.43%
Board of Administration Fin. Corp., Rev. Bonds, Series 2020-A, 1.258% 2025	1,140	1,141
Board of Administration Fin. Corp., Rev. Bonds, Series 2020-A, 1.705% 2027	805	803
Board of Administration Fin. Corp., Rev. Bonds, Series 2020-A, 2.154% 2030	810	809
		2,753

Private Client Services Funds	79

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Municipals (continued)
New York 0.15%
Dormitory Auth., Taxable State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-C, 1.748% 2028	$965	$963

Washington 0.00%
Energy Northwest, Electric Rev. Bonds (Columbia Generating Station), Series 2015-B, 2.814% 2024	20	21

Total municipals		3,989

Total bonds, notes & other debt instruments (cost: $604,809,000)		612,766

Short-term securities 9.99%	Shares
Money market investments 9.99%
Capital Group Central Cash Fund 0.06%[10,11]	639,514	63,951

Total short-term securities (cost: $63,954,000)		63,951
Total investment securities 105.67% (cost: $668,763,000)		676,717
Other assets less liabilities (5.67%)		(36,322)

Net assets 100.00%		$640,395

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000) [12]	Value at 10/31/2021 (000) [13]	Unrealized (depreciation) appreciation at 10/31/2021 (000)
90 Day Euro Dollar Futures	Long	1,255	December 2022	$313,750	$311,020	$(768)
2 Year U.S. Treasury Note Futures	Long	189	December 2021	37,800	41,438	(175)
5 Year U.S. Treasury Note Futures	Short	406	December 2021	(40,600)	(49,430)	462
10 Year U.S. Treasury Note Futures	Long	168	December 2021	16,800	21,958	(196)
10 Year Ultra U.S. Treasury Note Futures	Short	69	December 2021	(6,900)	(10,007)	172
20 Year U.S. Treasury Bond Futures	Short	13	December 2021	(1,300)	(2,091)	(17)
30 Year Ultra U.S. Treasury Bond Futures	Short	20	December 2021	(2,000)	(3,928)	15
						$(507)

Investments in affiliates[11]
	Value of affiliate at 11/1/2020 (000)	Additions (000)	Reductions (000)	Net realized loss (000)	Net unrealized depreciation (000)	Value of affiliate at 10/31/2021 (000)	Dividend income (000)
Short-term securities 9.99%
Money market investments 9.99%
Capital Group Central Cash Fund 0.06%[10]	$79,218	$179,027	$194,288	$(2)	$(4)	$63,951	$60

80	Private Client Services Funds

Capital Group Core Bond Fund

[1]	Amount less than one thousand.
[2]	All or a portion of this security was pledged as collateral. The total value of pledged collateral was $721,000, which represented .11% of the net assets of the fund.
[3]	Index-linked bond whose principal amount moves with a government price index.
[4]	Step bond; coupon rate may change at a later date.
[5]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $120,128,000, which represented 18.76% of the net assets of the fund.
[6]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[7]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available.
[8]	Purchased on a TBA basis.
[9]	Valued under fair value procedures adopted by authority of the board of trustees. The total value of all such securities was $1,463,000, which represented .23% of the net assets of the fund.
[10]	Rate represents the seven-day yield at 10/31/2021.
[11]	Part of the same “group of investment companies” as the fund as defined under the Investment Company Act of 1940, as amended.
[12]	Notional amount is calculated based on the number of contracts and notional contract size.
[13]	Value is calculated based on the notional amount and current market price.

Key to abbreviations and symbol

Auth. = Authority

CLO = Collateralized Loan Obligations

DAC = Designated Activity Company

Fin. = Finance

G.O. = General Obligation

LIBOR = London Interbank Offered Rate

Ref. = Refunding

Rev. = Revenue

SOFR = Secured Overnight Financing Rate

TBA = To-be-announced

USD/$ = U.S. dollars

Private Client Services Funds	81

Financial statements

Statements of assets and liabilities at October 31, 2021	(dollars and shares in thousands, except per-share amounts)

	Capital Group Core Municipal Fund		Capital Group Short-Term Municipal Fund		Capital Group California Core Municipal Fund

Assets:
Investment securities, at value:
Unaffiliated issuers	$792,736		$204,039		$654,377
Affiliated issuers	—		—		—
Cash	6,190		350		6,318
Cash collateral pledged for futures contracts	99		39		133
Receivables for:
Sales of investments	—	*	—		3,627
Sales of fund’s shares	764		756		5,427
Dividends and interest	6,583		1,804		5,782
Variation margin on futures contracts	4		1		3
Total assets	806,376		206,989		675,667

Liabilities:
Payables for:
Purchases of investments	20,733		4,198		11,225
Repurchases of fund’s shares	424		26		172
Investment advisory services	166		43		140
Services provided by related parties	—		(1)		—
Variation margin on futures contracts	—		—		—
Other	—	*	—	*	—	*
Total liabilities	21,323		4,266		11,537
Net assets at October 31, 2021	$785,053		$202,723		$664,130

Net assets consist of:
Capital paid in on shares of beneficial interest	$769,940		$200,638		$648,872
Total distributable earnings	15,113		2,085		15,258
Net assets at October 31, 2021	$785,053		$202,723		$664,130

Investment securities, at cost:
Unaffiliated issuers	$783,028		$202,530		$643,716
Affiliated issuers	—		—		—
Shares outstanding	73,891		19,767		61,752
Net asset value per share	$10.62		$10.26		$10.75

See end of statements of assets and liabilities for footnote.

See notes to financial statements.

82	Private Client Services Funds

Financial statements (continued)

Statements of assets and liabilities at October 31, 2021 (continued)	(dollars and shares in thousands, except per-share amounts)

	Capital Group California Short-Term Municipal Fund		Capital Group Core Bond Fund

Assets:
Investment securities, at value:
Unaffiliated issuers	$183,840		$612,766
Affiliated issuers	—		63,951
Cash	2,424		3
Cash collateral pledged for futures contracts	25		—
Receivables for:
Sales of investments	—		53,694
Sales of fund’s shares	—	*	4,350
Dividends and interest	1,778		1,814
Variation margin on futures contracts	—		2
Total assets	188,067		736,580

Liabilities:
Payables for:
Purchases of investments	6,283		95,897
Repurchases of fund’s shares	26		43
Investment advisory services	39		135
Services provided by related parties	—		—
Variation margin on futures contracts	—		110
Other	—	*	—	*
Total liabilities	6,348		96,185
Net assets at October 31, 2021	$181,719		$640,395

Net assets consist of:
Capital paid in on shares of beneficial interest	$179,935		$638,411
Total distributable earnings	1,784		1,984
Net assets at October 31, 2021	$181,719		$640,395

Investment securities, at cost:
Unaffiliated issuers	$182,583		$604,809
Affiliated issuers	—		63,954
Shares outstanding	17,655		62,511
Net asset value per share	$10.29		$10.24

*	Amount less than one thousand.

See notes to financial statements.

Private Client Services Funds	83

Financial statements (continued)

Statements of operations for the year ended October 31, 2021	(dollars in thousands)

	Capital Group Core Municipal Fund	Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund

Investment income:
Income (net of non-U.S. taxes*):
Dividends from affiliated issuers	$—	$—	$—
Interest from unaffiliated issuers	10,717	2,352	9,237
	10,717	2,352	9,237
Fees and expenses*:
Investment advisory services	1,808	501	1,597
Transfer agent services	8	2	8
Reports to shareholders	18	7	16
Registration statement and prospectus	66	38	13
Trustees’ compensation	59	17	53
Auditing and legal	48	41	47
Custodian	10	7	10
Other	5	1	4
Total fees and expenses before reimbursements	2,022	614	1,748
Less reimbursements of fees and expenses:
Miscellaneous fee reimbursements	—	11	—
Total reimbursements of fees and expenses	—	11	—
Total fees and expenses after reimbursements	2,022	603	1,748
Net investment income	8,695	1,749	7,489

Net realized gain (loss) and unrealized (depreciation):
Net realized gain (loss) on:
Investments in:
Unaffiliated issuers	6,067	1,008	4,100
Affiliated issuers	—	—	—
Futures contracts	(531)	(141)	(327)
	5,536	867	3,773
Net unrealized (depreciation) appreciation on:
Investments in:
Unaffiliated issuers	(7,884)	(1,874)	(7,709)
Affiliated issuers	—	—	—
Futures contracts	(8)	(20)	115
	(7,892)	(1,894)	(7,594)
Net realized gain (loss) and unrealized (depreciation)	(2,356)	(1,027)	(3,821)

Net increase (decrease) in net assets resulting from operations	$6,339	$722	$3,668

See end of statements of operations for footnote.

See notes to financial statements.

84	Private Client Services Funds

Financial statements (continued)

Statements of operations for the year ended October 31, 2021 (continued)	(dollars in thousands)

	Capital Group California Short-Term Municipal Fund	Capital Group Core Bond Fund

Investment income:
Income (net of non-U.S. taxes*):
Dividends from affiliated issuers	$—	$60
Interest from unaffiliated issuers	1,998	9,798
	1,998	9,858
Fees and expenses*:
Investment advisory services	475	1,502
Transfer agent services	2	7
Reports to shareholders	7	16
Registration statement and prospectus	9	49
Trustees’ compensation	16	49
Auditing and legal	40	48
Custodian	7	18
Other	1	4
Total fees and expenses before reimbursements	557	1,693
Less reimbursements of fees and expenses:
Miscellaneous fee reimbursements	—	—
Total fees and expenses after reimbursements	557	1,693
Net investment income	1,441	8,165

Net realized gain (loss) and unrealized (depreciation):
Net realized gain (loss) on:
Investments in:
Unaffiliated issuers	774	(751)
Affiliated issuers	—	(2)
Futures contracts	(185)	(54)
Swap contracts	—	193
	589	(614)
Net unrealized (depreciation) appreciation on:
Investments in:
Unaffiliated issuers	(1,796)	(9,946)
Affiliated issuers	—	(4)
Futures contracts	11	(784)
Swap contracts	—	(285)
	(1,785)	(11,019)
Net realized gain (loss) and unrealized (depreciation)	(1,196)	(11,633)

Net increase (decrease) in net assets resulting from operations	$245	$(3,468)

*	Additional information related to non-U.S. taxes and fees and expenses is included in the notes to financial statements.

See notes to financial statements.

Private Client Services Funds	85

Financial statements (continued)

Statements of changes in net assets	(dollars in thousands)

	Capital Group Core Municipal Fund		Capital Group Short-Term Municipal Fund		Capital Group California Core Municipal Fund
	Year ended October 31,		Year ended October 31,		Year ended October 31,
	2021	2020	2021	2020	2021	2020
Operations:
Net investment income	$8,695	$10,450	$1,749	$2,314	$7,489	$9,164
Net realized gain (loss)	5,536	7,512	867	1,171	3,773	5,569
Net unrealized (depreciation) appreciation	(7,892)	5,054	(1,894)	2,079	(7,594)	3,519
Net increase (decrease) in net assets resulting from operations	6,339	23,016	722	5,564	3,668	18,252

Distributions paid to shareholders	(15,834)	(11,198)	(2,260)	(2,262)	(12,004)	(9,836)

Net capital share transactions	142,622	56,358	(3,942)	78,354	45,429	62,052

Total increase (decrease) in net assets	133,127	68,176	(5,480)	81,656	37,093	70,468

Net assets:
Beginning of year	651,926	583,750	208,203	126,547	627,037	556,569
End of year	$785,053	$651,926	$202,723	$208,203	$664,130	$627,037

	Capital Group California Short-Term Municipal Fund		Capital Group Core Bond Fund
	Year ended October 31,		Year ended October 31,
	2021	2020	2021	2020
Operations:
Net investment income	$1,441	$1,969	$8,165	$8,989
Net realized gain (loss)	589	898	(614)	10,758
Net unrealized (depreciation) appreciation	(1,785)	1,043	(11,019)	11,281
Net increase (decrease) in net assets resulting from operations	245	3,910	(3,468)	31,028

Distributions paid to shareholders	(2,083)	(1,955)	(22,116)	(12,105)

Net capital share transactions	(15,782)	33,553	102,154	68,147

Total increase (decrease) in net assets	(17,620)	35,508	76,570	87,070

Net assets:
Beginning of year	199,339	163,831	563,825	476,755
End of year	$181,719	$199,339	$640,395	$563,825

See notes to financial statements.

86	Private Client Services Funds

Notes to financial statements

1. Organization

Capital Group Private Client Services Funds (the “series”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, diversified management investment company. The series consists of five funds: Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund and Capital Group Core Bond Fund (each a “fund,” collectively the “funds”). The assets of each fund are segregated, with each fund accounted for separately.

Each fund’s investment objectives are as follows:

Capital Group Core Municipal Fund — Seeks to provide current income exempt from federal income tax and to preserve capital.

Capital Group Short-Term Municipal Fund — Seeks to preserve capital and secondarily to provide current income exempt from federal income tax.

Capital Group California Core Municipal Fund — Seeks to provide current income exempt from federal and California income taxes and to preserve capital.

Capital Group California Short-Term Municipal Fund — Seeks to preserve capital and secondarily to provide current income exempt from federal and California income taxes.

Capital Group Core Bond Fund — Seeks to provide current income and to preserve capital.

2. Significant accounting policies

Each fund is an investment company that applies the accounting and reporting guidance issued in Topic 946 by the U.S. Financial Accounting Standards Board. Each fund’s financial statements have been prepared to comply with U.S. generally accepted accounting principles (“U.S. GAAP”). These principles require the funds’ investment adviser to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates. Subsequent events, if any, have been evaluated through the date of issuance in the preparation of the financial statements. The funds follow the significant accounting policies described in this section, as well as the valuation policies described in the next section on valuation.

Security transactions and related investment income — Security transactions are recorded by the funds as of the date the trades are executed with brokers. Realized gains and losses from security transactions are determined based on the specific identified cost of the securities. In the event a security is purchased with a delayed payment date, the funds will segregate liquid assets sufficient to meet their payment obligations. Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis. Market discounts, premiums and original issue discounts on fixed-income securities are amortized daily over the expected life of the security.

Distributions paid to shareholders — Income dividends and capital gain distributions are recorded on the ex-dividend date.

Currency translation — Assets and liabilities, including investment securities, denominated in currencies other than U.S. dollars are translated into U.S. dollars at the exchange rates supplied by one or more pricing vendors on the valuation date. Purchases and sales of investment securities and income and expenses are translated into U.S. dollars at the exchange rates on the dates of such transactions. The effects of changes in exchange rates on investment securities are included with the net realized gain or loss and net unrealized appreciation or depreciation on investments in the funds’ statements of operations. The realized gain or loss and unrealized appreciation or depreciation resulting from all other transactions denominated in currencies other than U.S. dollars are disclosed separately.

3. Valuation

Capital Research and Management Company (“CRMC”), the funds’ investment adviser, values each fund’s investments at fair value as defined by accounting principles generally accepted in the United State of America. The net asset value per share of each fund is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open.

Private Client Services Funds	87

Methods and inputs — The funds’ investment adviser uses the following methods and inputs to establish the fair value of each fund’s assets and liabilities. Use of particular methods and inputs may vary over time based on availability and relevance as market and economic conditions evolve.

Equity securities are generally valued at the official closing price of, or the last reported sale price on, the exchange or market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Prices for each security are taken from the principal exchange or market on which the security trades.

Fixed-income securities, including short-term securities, are generally valued at prices obtained from one or more pricing vendors. Vendors value such securities based on one or more of the inputs described in the following table. The table provides examples of inputs that are commonly relevant for valuing particular classes of fixed-income securities in which the funds are authorized to invest. However, these classifications are not exclusive, and any of the inputs may be used to value any other class of fixed-income security.

Fixed-income class	Examples of standard inputs
All	Benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, spreads and other relationships observed in the markets among comparable securities; and proprietary pricing models such as yield measures calculated using factors such as cash flows, financial or collateral performance and other reference data (collectively referred to as “standard inputs”)
Corporate bonds, notes & loans; convertible securities	Standard inputs and underlying equity of the issuer
Bonds & notes of governments & government agencies	Standard inputs and interest rate volatilities
Mortgage-backed; asset-backed obligations	Standard inputs and cash flows, prepayment information, default rates, delinquency and loss assumptions, collateral characteristics, credit enhancements and specific deal information
Municipal securities	Standard inputs and, for certain distressed securities, cash flows or liquidation values using a net present value calculation based on inputs that include, but are not limited to, financial statements and debt contracts

When the funds’ investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or deemed to be not representative), fixed-income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type. Some securities may be valued based on their effective maturity or average life, which may be shorter than the stated maturity.

Securities with both fixed-income and equity characteristics, or equity securities traded principally among fixed-income dealers, are generally valued in the manner described for either equity or fixed-income securities, depending on which method is deemed most appropriate by the funds’ investment adviser. The Capital Group Central Cash Fund (“CCF”), a fund within the Capital Group Central Fund Series (“Central Funds”), is valued based upon a floating net asset value, which fluctuates with changes in the value of CCF’s portfolio securities. The underlying securities are valued based on the policies and procedures in CCF’s statement of additional information. Exchange-traded futures are generally valued at the official settlement price of the exchange or market on which such instruments are traded, as of the close of business on the day the futures are being valued. Interest rate swaps and credit default swaps are generally valued by pricing vendors based on market inputs that include the index and term of index, reset frequency, payer/receiver, currency and pay frequency.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the funds’ investment adviser are fair valued as determined in good faith under fair valuation guidelines adopted by authority of the funds’ board of trustees as further described. The investment adviser follows fair valuation guidelines, consistent with U.S. Securities and Exchange Commission rules and guidance, to consider relevant principles and factors when making fair value determinations. The investment adviser considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security; contractual or legal restrictions on resale of the security; relevant financial or business developments of the issuer; actively traded similar or related securities; conversion or exchange rights on the security; related corporate actions; significant events occurring after the close of trading in the security; and changes in overall market conditions. In addition, the closing prices of equity securities that trade in markets outside U.S. time zones may be adjusted to reflect significant events that occur after the close of local trading but before the net asset value of each of the funds is determined. Fair valuations and valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred.

88	Private Client Services Funds

Processes and structure — The funds’ board of trustees has delegated authority to the funds’ investment adviser to make fair value determinations, subject to board oversight. The investment adviser has established a Joint Fair Valuation Committee (the “Fair Valuation Committee”) to administer, implement and oversee the fair valuation process, and to make fair value decisions. The Fair Valuation Committee regularly reviews its own fair value decisions, as well as decisions made under its standing instructions to the investment adviser’s valuation teams. The Fair Valuation Committee reviews changes in fair value measurements from period to period and may, as deemed appropriate, update the fair valuation guidelines to better reflect the results of back testing and address new or evolving issues. The Fair Valuation Committee reports any changes to the fair valuation guidelines to the board of trustees. The funds’ board and audit committee also regularly review reports that describe fair value determinations and methods.

The funds’ investment adviser has also established a Fixed-Income Pricing Review Group to administer and oversee the fixed-income valuation process, including the use of fixed-income pricing vendors. This group regularly reviews pricing vendor information and market data. Pricing decisions, processes and controls over security valuation are also subject to additional internal reviews facilitated by the investment adviser’s global risk management group.

Classifications — The funds’ investment adviser classifies each fund’s assets and liabilities into three levels based on the inputs used to value the assets or liabilities. Level 1 values are based on quoted prices in active markets for identical securities. Level 2 values are based on significant observable market inputs, such as quoted prices for similar securities and quoted prices in inactive markets. Certain securities trading outside the U.S. may transfer between Level 1 and Level 2 due to valuation adjustments resulting from significant market movements following the close of local trading. Level 3 values are based on significant unobservable inputs that reflect the investment adviser’s determination of assumptions that market participants might reasonably use in valuing the securities. The valuation levels are not necessarily an indication of the risk or liquidity associated with the underlying investment. For example, U.S. government securities are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market. The funds’ valuation levels as of October 31, 2021 are as follows (dollars in thousands):

Capital Group Core Municipal Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Municipals	$—	$644,756	$—	$644,756
Short-term securities	—	147,980	—	147,980
Total	$—	$792,736	$—	$792,736

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$51	$—	$—	$51
Liabilities:
Unrealized depreciation on futures contracts	(58)	—	—	(58)
Total	$(7)	$—	$—	$(7)

*	Futures contracts are not included in the fund’s investment portfolio.

Capital Group Short-Term Municipal Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Municipals	$—	$165,941	$—	$165,941
Short-term securities	—	38,098	—	38,098
Total	$—	$204,039	$—	$204,039

	Other investments*
	Level 1	Level 2	Level 3	Total
Liabilities:
Unrealized depreciation on futures contracts	$(23)	$—	$—	$(23)

*	Futures contracts are not included in the fund’s investment portfolio.

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Capital Group California Core Municipal Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Municipals	$—	$563,774	$—	$563,774
Short-term securities	—	90,603	—	90,603
Total	$—	$654,377	$—	$654,377

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$94	$—	$—	$94

*	Futures contracts are not included in the fund’s investment portfolio.

Capital Group California Short-Term Municipal Fund

At October 31, 2021, all of the fund’s investment securities were classified as Level 2.

Capital Group Core Bond Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
U.S. Treasury bonds & notes	$—	$253,040	$—	$253,040
Corporate bonds, notes & loans	—	176,738	—	176,738
Mortgage-backed obligations	—	78,358	—	78,358
Asset-backed obligations	—	66,983	—	66,983
Federal agency bonds & notes	—	17,569	—	17,569
Bonds & notes of governments & government agencies outside the U.S.	—	16,089	—	16,089
Municipals	—	3,989	—	3,989
Short-term securities	63,951	—	—	63,951
Total	$63,951	$612,766	$—	$676,717

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$649	$—	$—	$649
Liabilities:
Unrealized depreciation on futures contracts	(1,156)	—	—	(1,156)
Total	$(507)	$—	$—	$(507)

*	Futures contracts are not included in the fund’s investment portfolio.

4. Risk factors

Investing in the funds may involve certain risks including, but not limited to, those described below.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline — sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

90	Private Client Services Funds

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Investing in municipal bonds of issuers within the state of California — Because Capital Group California Core Municipal Fund and Capital Group California Short-Term Municipal Fund invest primarily in securities of issuers within the state of California, these funds are more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds.

Private Client Services Funds	91

Investing in mortgage-related and other asset-backed securities — Mortgage-related securities, such as mortgage-backed securities, and other asset-backed securities, include debt obligations that represent interests in pools of mortgages or other income-bearing assets, such as consumer loans or receivables. While such securities are subject to the risks associated with investments in debt instruments generally (for example, credit, extension and interest rate risks), they are also subject to other and different risks. Mortgage-backed and other asset-backed securities are subject to changes in the payment patterns of borrowers of the underlying debt, potentially increasing the volatility of the securities and the fund’s net asset value. When interest rates fall, borrowers are more likely to refinance or prepay their debt before its stated maturity. This may result in the fund having to reinvest the proceeds in lower yielding securities, effectively reducing the fund’s income. Conversely, if interest rates rise and borrowers repay their debt more slowly than expected, the time in which the mortgage-backed and other asset-backed securities are paid off could be extended, reducing the fund’s cash available for reinvestment in higher yielding securities. Mortgage-backed securities are also subject to the risk that underlying borrowers will be unable to meet their obligations and the value of property that secures the mortgages may decline in value and be insufficient, upon foreclosure, to repay the associated loans. Investments in asset-backed securities are subject to similar risks.

Investing in securities backed by the U.S. government — Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

5. Certain investment techniques

Index-linked bonds — Capital Group Core Bond Fund has invested in index-linked bonds, which are fixed-income securities whose principal value is periodically adjusted to a government price index. Over the life of an index-linked bond, interest is paid on the adjusted principal value. Increases or decreases in the principal value of index-linked bonds are recorded as interest income in the fund’s statement of operations.

Mortgage dollar rolls — Capital Group Core Bond Fund has entered into mortgage dollar roll transactions in which the fund sells a mortgage-backed security to a counterparty and simultaneously enters into an agreement with the same counterparty to buy back a similar security on a specific future date at a predetermined price. Mortgage dollar rolls are accounted for as purchase and sale transactions, which may increase the funds’ portfolio turnover rates.

Futures contracts — Each fund has entered into futures contracts, which provide for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument for a specified price, date, time and place designated at the time the contract is made. Futures contracts are used to strategically manage portfolio volatility and downside equity risk.

Upon entering into futures contracts, and to maintain the fund’s open positions in futures contracts, the fund is required to deposit with a futures broker, known as a futures commission merchant (“FCM”), in a segregated account in the name of the FCM an amount of cash, U.S. government securities or other liquid securities, known as initial margin. The margin required for a particular futures contract is set by the exchange on which the contract is traded to serve as collateral, and may be significantly modified from time to time by the exchange during the term of the contract.

On a daily basis, each fund pays or receives variation margin based on the increase or decrease in the value of the futures contracts and records variation margin on futures contracts in each fund’s statement of assets and liabilities. In addition, each fund segregates liquid assets equivalent to the fund’s outstanding obligations under the contract in excess of the initial margin and variation margin, if any. Futures contracts may involve a risk of loss in excess of the variation margin shown on each fund’s statement of assets and liabilities. Each fund records realized gains or losses at the time the futures contract is closed or expires. Net realized gains or losses and net unrealized appreciation or depreciation from futures contracts are recorded in each fund’s statement of operations.

92	Private Client Services Funds

Interest rate swaps — Capital Group Core Bond Fund has entered into interest rate swaps, which are agreements to exchange one stream of future interest payments for another based on a specified notional amount. Typically, interest rate swaps exchange a fixed interest rate for a payment that floats relative to a benchmark or vice versa. The series’ investment adviser uses interest rate swaps to manage the interest rate sensitivity of the fund by increasing or decreasing the duration of the fund or a portion of the fund’s portfolio. Risks may arise as a result of the series’ investment adviser incorrectly anticipating changes in interest rates, increased volatility, reduced liquidity and the potential inability of counterparties to meet the terms of their agreements.

Upon entering into an interest rate swap contract, the fund is required to deposit cash, U.S. government securities or other liquid securities, which is known as initial margin. Generally, the initial margin required for a particular interest rate swap is set and held as collateral by the clearinghouse on which the contract is cleared. The amount of initial margin required may be significantly modified from time to time by the clearinghouse during the term of the contract.

On a daily basis, the fund records daily interest accruals related to the exchange of future payments as a receivable and payable in the fund’s statement of assets and liabilities. The fund also pays or receives a variation margin based on the increase or decrease in the value of the interest rate swaps, including accrued interest, and records variation margin on interest rate swaps in the fund’s statement of assets and liabilities. The fund records realized gains and losses on both the net accrued interest and any gain or loss recognized at the time the interest rate swap is closed or expires. Net realized gains or losses, as well as any net unrealized appreciation or depreciation, from interest rate swaps are recorded in the fund’s statement of operations.

Credit default swap indices — Capital Group Core Bond Fund has entered into centrally cleared credit default swap agreements on credit indices (“CDSI”) that involve one party (the protection buyer) making a stream of payments to another party (the protection seller) in exchange for the right to receive a specified return upon the occurrence of a credit event, such as a default or restructuring, with respect to any of the underlying issuers (reference obligations) in the referenced index. The series’ investment adviser uses credit default swaps to assume exposure to a diversified portfolio of credits or to hedge against existing credit risks.

CDSI are portfolios of credit instruments or exposures designed to be representative of some part of the credit market, such as the high-yield or investment-grade credit market. CDSI are generally traded using standardized terms, including a fixed spread and standard maturity dates, and reference all the names in the index. If there is a credit event, it is settled based on that name’s weight in the index. The composition of the underlying issuers or obligations within a particular index may change periodically, usually every six months. A specified credit event may affect all or individual underlying reference obligations included in the index, and will be settled based upon the relative weighting of the affected obligation(s) within the index. The value of each CDSI can be used as a measure of the current payment/performance risk of the CDSI and represents the likelihood of an expected liability or profit should the notional amount of the CDSI be closed or sold as of the period end. An increasing value, as compared to the notional amount of the CDSI, represents a deterioration of the referenced indices’ credit soundness and a greater likelihood of risk of default or other credit event occurring as defined under the terms of the agreement. When the fund provides sell protection, its maximum exposure is the notional amount of the credit default swap agreement.

Upon entering into a centrally cleared CDSI contract, the fund is required to deposit with a derivatives clearing member (“DCM”) in a segregated account in the name of the DCM an amount of cash, U.S. government securities or other liquid securities, which is known as initial margin. Generally, the initial margin required for a particular credit default swap is set and held as collateral by the clearinghouse on which the contract is cleared. The amount of initial margin required may be significantly modified from time to time by the clearinghouse during the term of the contract.

On a daily basis, interest accruals related to the exchange of future payments are recorded as a receivable and payable in the fund’s statement of assets and liabilities. The fund also pays or receives a variation margin based on the increase or decrease in the value of the CDSI, and records variation margin in the fund’s statement of assets and liabilities. The fund records realized gains and losses on both the net accrued interest and any gain or loss recognized at the time the swap is closed or expires. Net realized gains or losses, as well as any net unrealized appreciation or depreciation, from credit default swaps are recorded in the fund’s statement of operations.

Private Client Services Funds	93

The following table presents the average month-end notional amounts of futures contracts, interest rate swaps and credit default swaps while held for each fund (dollars in thousands):

	Futures contracts		Interest rate swaps		Credit default swaps
Capital Group Core Municipal Fund	$23,692		Not applicable		Not applicable
Capital Group Short-Term Municipal Fund	5,167		Not applicable		Not applicable
Capital Group California Core Municipal Fund	22,667		Not applicable		Not applicable
Capital Group California Short-Term Municipal	5,420	*	Not applicable		Not applicable
Capital Group Core Bond Fund	231,375		$53,620	*	$25,000	*

*	No contracts were held at the end of the reporting period; amount represents the average month-end notional amount of contracts while they were held.

The following tables identify the location and fair value amounts on the funds’ statements of assets and liabilities and/or the effect on the funds’ statements of operations resulting from the funds’ use of futures contracts, interest rate swaps and credit default swaps as of, or for the year ended, October 31, 2021 (dollars in thousands):

Capital Group Core Municipal Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$51	Unrealized depreciation*	$58

		Net realized loss		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(531)	Net unrealized depreciation on futures contracts	$(8)

Capital Group Short-Term Municipal Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$—	Unrealized depreciation*	$23

		Net realized loss		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(141)	Net unrealized depreciation on futures contracts	$(20)

See end of tables for footnote.

94	Private Client Services Funds

Capital Group California Core Municipal Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$94	Unrealized depreciation*	$—

		Net realized loss		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(327)	Net unrealized appreciation on futures contracts	$115

Capital Group California Short-Term Municipal Fund

		Net realized loss		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(185)	Net unrealized appreciation on futures contracts	$11

Capital Group Core Bond Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$649	Unrealized depreciation*	$1,156

		Net realized (loss) gain		Net unrealized (depreciation) appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(54)	Net unrealized depreciation on futures contracts	$(784)
Swap	Interest	Net realized gain on swap contracts	575	Net unrealized depreciation on swap contracts	(285)
Swap	Credit	Net realized loss on swap contracts	(382)	Net unrealized appreciation on swap contracts	—
			$139		$(1,069)

*	Includes cumulative appreciation/depreciation on futures contracts as reported in the applicable table following each fund’s investment portfolio. Only current day’s variation margin is reported within each fund’s statement of assets and liabilities.

Collateral — Each fund participates in a collateral program that calls for the funds to either receive or pledge highly liquid assets, such as cash or U.S. government securities, as collateral due to their use of futures contracts, interest rate swaps, credit default swaps and/or future delivery contracts. For futures contracts, interest rate swaps and credit default swaps, the program calls for the fund to pledge collateral for initial and variation margin by contract. For future delivery contracts, the program calls for the fund to either receive or pledge collateral based on the net gain or loss on unsettled contracts by certain counterparties. The purpose of the collateral is to cover potential losses that could occur in the event that either party cannot meet its contractual obligations. Non-cash collateral pledged by the fund, if any, is disclosed in the fund’s investment portfolio, and cash collateral pledged by the fund, if any, is held in a segregated account with the fund’s custodian, which is reflected as pledged cash collateral in each fund’s statement of assets and liabilities.

Private Client Services Funds	95

6. Taxation and distributions

Federal income taxation — Each fund complies with the requirements under Subchapter M of the Internal Revenue Code applicable to mutual funds and each intends to distribute substantially all of its net income and net capital gains each year. The funds are not subject to income taxes to the extent taxable income and net capital gains are distributed. Therefore, no federal income tax provision is required.

As of and during the year ended October 31, 2021, none of the funds had a liability for any unrecognized tax benefits. Each fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in their respective statements of operations. During the period, none of the funds incurred any significant interest or penalties.

Each fund’s tax returns are generally not subject to examination by federal, state and, if applicable, non-U.S. tax authorities after the expiration of each jurisdiction’s statute of limitations, which is typically three years after the date of filing but can be extended in certain jurisdictions.

Distributions — Distributions determined on a tax basis may differ from net investment income and net realized gains for financial reporting purposes. These differences are due primarily to different treatment for items such as short-term capital gains and losses; capital losses related to sales of certain securities within 30 days of purchase; income on certain investments; amortization of premiums and discounts; paydowns on fixed-income securities; net capital losses and cost of investments sold. The fiscal year in which amounts are distributed may differ from the year in which the net investment income and net realized gains are recorded by the funds for financial reporting purposes. The funds may also designate a portion of the amount paid to redeeming shareholders as a distribution for tax purposes.

Additional tax basis disclosures for each fund as of October 31, 2021, were as follows (dollars in thousands):

	Capital Group Core Municipal Fund	Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund	Capital Group California Short-Term Municipal Fund	Capital Group Core Bond Fund
Undistributed ordinary income	$2,465	$535	$1,100	$112	$99
Undistributed tax-exempt income	90	26	889	9	—
Undistributed long-term capital gains	2,811	—	2,586	405	—
Capital loss carryforward*	—	—	—	—	(3,316)
Gross unrealized appreciation on investments	12,158	1,795	12,294	1,546	11,906
Gross unrealized depreciation on investments	(2,410)	(272)	(1,612)	(287)	(4,024)
Net unrealized appreciation on investments	9,748	1,523	10,682	1,259	7,882
Cost of investments	782,981	202,493	643,789	182,581	668,328
Reclassification from total distributable earnings/accumulated loss to capital paid in on shares of beneficial interest	254	337	177	126	(1)

*	Each fund’s capital loss carryforwards will be used to offset any capital gains realized by each fund in future years. Each fund will not make distributions from capital gains while a capital loss carryforward remains.

96	Private Client Services Funds

Distributions paid by each fund were characterized for tax purposes as follows (dollars in thousands):

	Year ended October 31, 2021
	Tax-exempt income	Ordinary income	Long-term capital gains	Total distributions paid
Capital Group Core Municipal Fund	$8,677	$2,349	$4,808	$15,834
Capital Group Short-Term Municipal Fund	1,747	513	—	2,260
Capital Group California Core Municipal Fund	6,692	841	4,471	12,004
Capital Group California Short-Term Municipal Fund	1,439	117	527	2,083
Capital Group Core Bond Fund	—	15,330	6,786	22,116

	Year ended October 31, 2020
	Tax-exempt income	Ordinary income	Long-term capital gains	Total distributions paid
Capital Group Core Municipal Fund	$10,394	$620	$184	$11,198
Capital Group Short-Term Municipal Fund	2,262	—	—	2,262
Capital Group California Core Municipal Fund	9,118	565	153	9,836
Capital Group California Short-Term Municipal Fund	1,955	—	—	1,955
Capital Group Core Bond Fund	—	10,989	1,116	12,105

7. Fees and transactions with related parties

CRMC, the funds’ investment adviser, is the parent company of American Funds Service Company® (“AFS”), the funds’ transfer agent. CRMC and AFS are considered related parties to each fund.

Investment advisory services — Each fund has an investment advisory and service agreement with CRMC that provides for monthly fees accrued daily. The fee for Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund and Capital Group Core Bond Fund is 0.25% of the daily net assets of each fund.

Transfer agent services — Each fund has a shareholder services agreement with AFS under which each fund compensates AFS for providing transfer agent services. These services include recordkeeping, shareholder communications and transaction processing. In addition, each fund reimburses AFS for amounts paid to third parties for performing transfer agent services on behalf of fund shareholders.

Miscellaneous fee reimbursements — CRMC has agreed to reimburse a portion of miscellaneous fees and expenses for Capital Group Short-Term Municipal Fund to limit the fund’s total annual operating expenses to 0.30% (as a percentage of daily net assets). Miscellaneous expenses exclude investment advisory services fees. These reimbursements may be adjusted or discontinued by CRMC, subject to any restrictions in the series’ prospectus. For the year ended October 31, 2021, total fees and expenses reimbursed by CRMC were $11,000 for Capital Group Short-Term Municipal Fund. CRMC will not recoup all or a portion of these reimbursements. Fees and expenses in each fund’s statement of operations are presented gross of any reimbursements from CRMC.

Affiliated officers and trustees — Officers and certain trustees of the series are or may be considered to be affiliated with CRMC. No affiliated officers or trustees received any compensation directly from the series.

Investment in CCF — Capital Group Core Bond Fund holds shares of CCF, an institutional prime money market fund managed by CRMC. CCF invests in high-quality, short-term money market instruments and is used as the primary investment vehicle for the fund’s short-term investments. CCF shares are only available for purchase by CRMC, its affiliates, and other funds managed by CRMC. CCF shares are not available to the public. CRMC does not receive an investment advisory services fee from CCF.

Security transactions with related funds — The funds may purchase from, or sell securities to, other CRMC-managed funds (or accounts managed by certain affiliates of CRMC) under procedures adopted by the funds’ board of trustees. The funds involved in such transactions are considered related by virtue of having a common investment adviser (or affiliated investment advisers), common trustees and/or common officers. When such transactions occur, each transaction is executed at the current market price of the security and no brokerage commissions or fees are paid in accordance with Rule 17a-7 of the 1940 Act.

Private Client Services Funds	97

The following table presents purchase and sales transactions, if any, between each fund and related funds and the net realized gains from such sales as of October 31, 2021 (dollars in thousands):

Fund	Purchases	Sales	Net realized gain
Capital Group Core Municipal Fund	$5	$1,320	$25
Capital Group Short-Term Municipal Fund	97	355	14
Capital Group California Core Municipal Fund	2,215	13,115	635
Capital Group California Short-Term Municipal Fund	2,437	4,567	148
Capital Group Core Bond Fund	—	1,194	39

Interfund lending — Pursuant to an exemptive order issued by the SEC, the funds, along with other CRMC-managed funds (or funds managed by certain affiliates of CRMC), may participate in an interfund lending program. The program provides an alternate credit facility that permits the funds to lend or borrow cash for temporary purposes directly to or from one another, subject to the conditions of the exemptive order. The funds did not lend or borrow cash through the interfund lending program at any time during the year ended ended October 31, 2021.

8. Indemnifications

The series’ organizational documents provide board members and officers with indemnification against certain liabilities or expenses in connection with the performance of their duties to the series. In the normal course of business, the series may also enter into contracts that provide general indemnifications. Each fund’s maximum exposure under these arrangements is unknown since it is dependent on future claims that may be made against the series. The risk of material loss from such claims is considered remote. Insurance policies are also available to the series’ board members and officers.

9. Capital share transactions

Capital share transactions in the funds were as follows (dollars and shares in thousands):

	Sales		Reinvestment of distributions		Repurchases		Net increase (decrease)
Fund	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended October 31, 2021

Capital Group Core Municipal Fund	$191,931	17,895	$15,789	1,472	$(65,098)	(6,065)	$142,622	13,302
Capital Group Short-Term Municipal Fund	135,966	13,169	2,260	219	(142,168)	(13,767)	(3,942)	(379)
Capital Group California Core Municipal Fund	103,909	9,577	12,004	1,106	(70,484)	(6,480)	45,429	4,203
Capital Group California Short-Term Municipal Fund	68,363	6,590	2,083	201	(86,228)	(8,316)	(15,782)	(1,525)
Capital Group Core Bond Fund	109,167	10,477	21,938	2,097	(28,951)	(2,773)	102,154	9,801

Year ended October 31, 2020

Capital Group Core Municipal Fund	$106,929	10,012	$11,142	1,046	$(61,713)	(5,824)	$56,358	5,234
Capital Group Short-Term Municipal Fund	154,195	15,083	2,262	221	(78,103)	(7,630)	78,354	7,674
Capital Group California Core Municipal Fund	106,925	9,888	9,834	910	(54,707)	(5,130)	62,052	5,668
Capital Group California Short-Term Municipal Fund	111,175	10,735	1,955	189	(79,577)	(7,685)	33,553	3,239
Capital Group Core Bond Fund	97,338	9,219	11,994	1,147	(41,185)	(3,901)	68,147	6,465

98	Private Client Services Funds

10. Investment transactions

The funds made purchases and sales of investment securities during the year ended October 31, 2021, as follows (dollars in thousands):

	Capital Group Core Municipal Fund	Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund	Capital Group California Short-Term Municipal Fund	Capital Group Core Bond Fund
Purchases of investment securities*	$330,447	$91,436	$223,741	$75,899	$1,145,566
Sales of investment securities*	298,418	108,382	232,398	102,309	1,079,222

*	Excludes short-term securities and U.S. government obligations, if any.

Private Client Services Funds	99

Financial highlights

		Income (loss) from investment operations[1]			Dividends and distributions
Year ended	Net asset value, beginning of year	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of year	Total return[2]	Net assets, end of year (in millions)	Ratio of expenses to average net assets before reimbursements[3]	Ratio of expenses to average net assets after reimbursements[2,3]	Ratio of net income to average net assets[2]
Capital Group Core Municipal Fund
10/31/2021	$10.76	$.13	$(.02)	$.11	$(.13)	$(.12)	$(.25)	$10.62	.99%	$785	.28%	.28%	1.20%
10/31/2020	10.55	.18	.22	.40	(.18)	(.01)	(.19)	10.76	3.87	652	.28	.28	1.70
10/31/2019	10.15	.22	.40	.62	(.22)	—	(.22)	10.55	6.15	584	.28	.28	2.11
10/31/2018	10.41	.21	(.26)	(.05)	(.19)	(.02)	(.21)	10.15	(.32)	474	.27	.27	2.04
10/31/2017	10.48	.21	(.07)	.14	(.21)	— [4]	(.21)	10.41	1.39	442	.35	.34	2.02
Capital Group Short-Term Municipal Fund
10/31/2021	$10.33	$.09	$(.04)	$.05	$(.09)	$(.03)	$(.12)	$10.26	.43%	$203	.31%	.30%	.87%
10/31/2020	10.15	.14	.18	.32	(.14)	—	(.14)	10.33	3.16	208	.32	.30	1.36
10/31/2019	9.93	.19	.22	.41	(.19)	—	(.19)	10.15	4.19	127	.35	.30	1.92
10/31/2018	10.09	.17	(.18)	(.01)	(.15)	—	(.15)	9.93	.05	138	.32	.30	1.67
10/31/2017	10.11	.14	(.02)	.12	(.14)	— [4]	(.14)	10.09	1.26	150	.41	.35	1.42
Capital Group California Core Municipal Fund
10/31/2021	$10.90	$.13	$(.08)	$.05	$(.11)	$(.09)	$(.20)	$10.75	.53%	$664	.27%	.27%	1.17%
10/31/2020	10.73	.17	.18	.35	(.17)	(.01)	(.18)	10.90	3.29	627	.28	.28	1.55
10/31/2019	10.34	.20	.40	.60	(.20)	(.01)	(.21)	10.73	5.84	557	.28	.28	1.89
10/31/2018	10.57	.19	(.23)	(.04)	(.18)	(.01)	(.19)	10.34	(.27)	452	.27	.27	1.85
10/31/2017	10.69	.20	(.11)	.09	(.20)	(.01)	(.21)	10.57	.84	388	.35	.34	1.88
Capital Group California Short-Term Municipal Fund
10/31/2021	$10.39	$.08	$(.07)	$.01	$(.08)	$(.03)	$(.11)	$10.29	.12%	$182	.29%	.29%	.76%
10/31/2020	10.28	.12	.11	.23	(.12)	—	(.12)	10.39	2.26	199	.30	.30	1.16
10/31/2019	10.06	.15	.22	.37	(.15)	—	(.15)	10.28	3.55	164	.32	.30	1.46
10/31/2018	10.21	.13	(.15)	(.02)	(.12)	(.01)	(.13)	10.06	(.07)	129	.31	.30	1.28
10/31/2017	10.23	.11	(.02)	.09	(.11)	— [4]	(.11)	10.21	.97	120	.42	.35	1.11
Capital Group Core Bond Fund
10/31/2021	$10.70	$.14	$(.20)	$(.06)	$(.15)	$(.25)	$(.40)	$10.24	(.60)%	$640	.28%	.28%	1.36%
10/31/2020	10.31	.18	.46	.64	(.19)	(.06)	(.25)	10.70	6.28	564	.28	.28	1.73
10/31/2019	9.82	.23	.48	.71	(.22)	—	(.22)	10.31	7.33	477	.28	.28	2.24
10/31/2018	10.14	.21	(.34)	(.13)	(.19)	—	(.19)	9.82	(1.14)	446	.28	.28	2.08
10/31/2017	10.31	.16	(.12)	.04	(.16)	(.05)	(.21)	10.14	.41	416	.35	.34	1.58

Portfolio turnover rate for all share classes	Year ended October 31,
excluding mortgage dollar roll transactions[5,6]	2021	2020	2019	2018	2017
Capital Group Core Bond Fund	48%	80%	114%	41%	52%

Portfolio turnover rate for all share classes,	Year ended October 31,
including mortgage dollar roll transactions[6]	2021	2020	2019	2018	2017
Capital Group Core Municipal Fund	48%	62%	38%	55%	47%
Capital Group Short-Term Municipal Fund	51	58	50	70	42
Capital Group California Core Municipal Fund	38	37	22	69	27
Capital Group California Short-Term Municipal Fund	43	42	39	65	36
Capital Group Core Bond Fund	217	158	151	110	95

[1]	Based on average shares outstanding.
[2]	This column reflects the impact, if any, of miscellaneous fee reimbursements from CRMC.
[3]	Ratios do not include expenses of any Central Funds. The fund indirectly bears its proportionate share of the expenses of any Central Funds, if applicable.
[4]	Amount less than $.01.
[5]	Refer to Note 5 for further information on mortgage dollar rolls.
[6]	Rates do not include the fund’s portfolio activity with respect to any Central Funds, if applicable.

See notes to financial statements.

100	Private Client Services Funds

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Capital Group Private Client Services Funds and Shareholders of Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short- Term Municipal Fund, and Capital Group Core Bond Fund

Opinions on the Financial Statements

We have audited the accompanying statements of assets and liabilities, including the investment portfolios, of Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund, and Capital Group Core Bond Fund (constituting Capital Group Private Client Services Funds, hereafter collectively referred to as the “Funds”) as of October 31, 2021, the related statements of operations for the year ended October 31, 2021, the statements of changes in net assets for each of the two years in the period ended October 31, 2021, including the related notes, and the financial highlights for each of the four years in the period ended October 31, 2021 (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of each of the Funds as of October 31, 2021, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period ended October 31, 2021 and each of the financial highlights for each of the four years in the period ended October 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

The financial statements of the Funds as of and for the year ended October 31, 2017 and the financial highlights for each of the periods ended on or prior to October 31, 2017 (not presented herein, other than the financial highlights for the period ended October 31, 2017) were audited by other auditors whose report dated December 19, 2017 expressed an unqualified opinion on those financial statements and financial highlights.

Basis for Opinions

These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on the Funds’ financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Funds in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of October 31, 2021 by correspondence with the custodian, transfer agent and brokers; when replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
December 15, 2021

We have served as the auditor of one or more investment companies in The Capital Group Companies Investment Company Complex since 1934.

Private Client Services Funds	101

Expense example	unaudited

As a shareholder of the funds, you incur ongoing costs, including management fees and other expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the funds so you can compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire six-month period (May 1, 2021, through October 31, 2021).

Actual expenses:

The first line of each fund in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled “Expenses paid during period” to estimate the expenses you paid on your account during this period.

Hypothetical example for comparison purposes:

The second line of each fund in the table below provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio for the share class and an assumed rate of return of 5.00% per year before expenses, which is not the actual return of the share class. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the fund and other funds. To do so, compare this 5.00% hypothetical example with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Notes:

Shareholders of the funds may be subject to an additional fee charged by CRMC’s Capital Group Private Client Services division for the ongoing services provided to the shareholder. You can estimate the impact of these fees by adding the amount of the fees to the total estimated expenses you paid on your account during the period as calculated above. In addition, your ending account value would be lower by the amount of these fees. Note that the expenses shown in the table are meant to highlight your ongoing costs only. The second line of each fund in the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds.

102	Private Client Services Funds

	Beginning account value 5/1/2021	Ending account value 10/31/2021	Expenses paid during period*	Annualized expense ratio
Capital Group Core Municipal Fund
Actual return	$1,000.00	$996.86	$1.41	.28%
Assumed 5% return	1,000.00	1,023.79	1.43	.28
Capital Group Short-Term Municipal Fund
Actual return	$1,000.00	$997.84	$1.66	.33%
Assumed 5% return	1,000.00	1,023.54	1.68	.33
Capital Group California Core Municipal Fund
Actual return	$1,000.00	$997.46	$1.41	.28%
Assumed 5% return	1,000.00	1,023.79	1.43	.28
Capital Group California Short-Term Municipal Fund
Actual return	$1,000.00	$997.49	$1.56	.31%
Assumed 5% return	1,000.00	1,023.64	1.58	.31
Capital Group Core Bond Fund
Actual return	$1,000.00	$996.06	$1.41	.28%
Assumed 5% return	1,000.00	1,023.79	1.43	.28

*	The “expenses paid during period” are equal to the “annualized expense ratio,” multiplied by the average account value over the period, multiplied by the number of days in the period, and divided by 365 (to reflect the one-half year period).

Private Client Services Funds	103

Tax information	unaudited

We are required to advise you of the federal tax status of certain distributions received by shareholders during the fiscal year. The funds hereby designate the following amounts for the funds’ fiscal year ended October 31, 2021:

	Capital Group Core Municipal Fund	Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund	Capital Group California Short-Term Municipal Fund	Capital Group Core Bond Fund
Long-term capital gains	$4,808,000	—	$4,471,000	$527,000	$6,782,000
Section 163(j) interest dividends	—	—	—	—	$9,195,000
Exempt interest dividends	100%	100%	100%	100%	—

Individual shareholders should refer to their Form 1099 or other tax information, which will be mailed in January 2022, to determine the calendar year amounts to be included on their 2021 tax returns. Shareholders should consult their tax advisors.

104	Private Client Services Funds

Board of trustees and other officers

Independent trustees1

Name and year of birth	Year first elected a trustee of the fund[2]	Principal occupation(s) during past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee
Joseph C. Berenato, 1946	2015	Former Chairman and CEO, Ducommun Incorporated (aerospace components manufacturer)	15	None
Vanessa C. L. Chang, 1952 Chair of the Board (Independent and Non-Executive)	2015	Former Director, EL & EL Investments (real estate)	16	Edison International/Southern California Edison; Transocean Ltd.
James G. Ellis, 1947	2019	Professor of Marketing and former Dean, Marshall School of Business, University of Southern California	99	Advanced Merger Partners; EVe Mobility Acquisition Corp (acquisitions of companies in the electric vehicle market); J. G. Boswell (agricultural production); Mercury General Corporation
Jennifer C. Feikin, 1968	2019	Business Advisor; previously held positions at Google, AOL, 20th Century Fox and McKinsey & Company; Trustee, The Nature Conservancy of California; former Director, First Descents	9	Hertz Global Holdings, Inc.
Pablo R. González Guajardo, 1967	2019	CEO, Kimberly-Clark de México, S.A.B. de C.V.	16	América Móvil, S.A.B. de C.V. (telecommunications company); Grupo Lala, S.A.B. de C.V. (dairy company); Grupo Sanborns, S.A.B. de C.V. (retail stores and restaurants); Kimberly-Clark de México, S.A.B. de C.V. (consumer staples)
Leslie Stone Heisz, 1961	2019	Former Managing Director, Lazard (retired, 2010); Director, Edwards Lifesciences; Trustee, Public Storage; Director, Kaiser Permanente (California public benefit corporation); Lecturer, UCLA Anderson School of Management	9	None
William D. Jones, 1955	2019	Real estate developer/owner, President and CEO, CityLink Investment Corporation (acquires, develops and manages real estate ventures in urban communities) and for the former City Scene Management Company (provided commercial asset management services)	17	Biogen Inc.; Sempra Energy

Interested trustee5

Name, year of birth and position with fund	Year first elected a trustee or officer of the fund[2]	Principal occupation(s) during past five years and positions held with affiliated entities or the principal underwriter of the fund	Number of portfolios overseen by trustee	Other directorships[3] held by trustee
John S. Armour, 1957 President and Trustee	2013	President — Capital Group Private Client Services, Inc.[6]	9	None

The funds’ statement of additional information includes further details about fund trustees and is available without charge upon request by calling your relationship manager at (800) 266-9532. The address for all trustees and officers of the fund is 333 South Hope Street, Los Angeles, CA 90071, Attention: Secretary.

See page 106 for footnotes.

Private Client Services Funds	105

Other officers7

Name, year of birth and position with fund	Year first elected an officer of the fund[2]	Principal occupation(s) during past five years and positions held with affiliated entities or the principal underwriter of the fund
Michael W. Stockton, 1967 Executive Vice President	2021	Senior Vice President — Fund Business Management Group, Capital Research and Management
Aaron Applebaum, 1979 Senior Vice President	2017	Partner — Capital Fixed Income Investors, Capital Research and Management Company
Mark Marinella, 1958 Senior Vice President	2016	Partner — Capital Fixed Income Investors, Capital Research and Management Company
John R. Queen, 1965 Senior Vice President	2009	Partner — Capital Fixed Income Investors, Capital Research and Management Company; Senior Vice President — Capital Group Private Client Services, Inc.[6]
Timothy W. McHale, 1978 Vice President	2009	Senior Vice President and Senior Counsel — Fund Business Management Group, Capital Research and Management Company; Secretary, American Funds Distributors, Inc.[6]
Courtney R. Taylor, 1975 Secretary	2009	Assistant Vice President — Investment Operations, Capital Research and Management Company
Gregory F. Niland, 1971 Treasurer	2014	Vice President — Investment Operations, Capital Research and Management Company
Susan K. Countess, 1966 Assistant Secretary	2012	Associate — Fund Business Management Group, Capital Research and Management Company
Sandra Chuon, 1972 Assistant Treasurer	2019	Assistant Vice President — Investment Operations, Capital Research and Management Company
Kyle J. Ilsley, 1980 Assistant Treasurer	2020	Assistant Vice President — Investment Operations, Capital Research and Management Company

[1]	The term independent trustee refers to a trustee who is not an “interested person” of the fund within the meaning of the Investment Company Act of 1940.
[2]	Trustees and officers of the fund serve until their resignation, removal or retirement.
[3]	Funds managed by Capital Research and Management Company or its affiliates.
[4]	This includes all directorships (other than the fund or other funds managed by Capital Research and Management Company or its affiliates) that are held by each trustee as a trustee or director of a public company or its affiliates. Unless otherwise noted, all directorships are current.
[5]	The term interested trustee refers to a trustee who is an “interested person” of the fund within the meaning of the Investment Company Act of 1940, on the basis of his or her affiliation with the fund’s investment adviser, Capital Research and Management Company, or affiliated entities (including the fund’s principal underwriter).
[6]	Company affiliated with Capital Research and Management Company.
[7]	All of the officers listed are officers of one or more of the other funds for which Capital Research and Management Company serves as investment adviser.

106	Private Client Services Funds

Office of the fund

6455 Irvine Center Drive Irvine,

CA 92618-4518

Investment adviser

Capital Research and Management Company

333 South Hope Street

Los Angeles, CA 90071-1406

Transfer agent for shareholder accounts

American Funds Service Company

(Write to the address nearest you.)

P.O. Box 6007

Indianapolis, IN 46206-6007

P.O. Box 2280

Norfolk, VA 23501-2280

Custodian of assets

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

Counsel

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110-1726

Independent registered public accounting firm

PricewaterhouseCoopers LLP

601 South Figueroa Street

Los Angeles, CA 90017-3874

Principal underwriter

American Funds Distributors, Inc.

333 South Hope Street

Los Angeles, CA 90071-1406

Investors should carefully consider investment objectives, risks, charges and expenses. This and other important information is contained in the fund prospectuses, which can be obtained from Capital Research and Management Company by calling (800) 266-9532 and should be read carefully before investing.

Capital Group Private Client Services Fund files a complete list of its portfolio holdings with the U.S. Securities and Exchange Commission (SEC) for the first and third quarters of each fiscal year on Form NPORT-P. This filing is available free of charge on the SEC website (www.sec.gov). Additionally, the list of portfolio holdings is available by calling your relationship manager at (800) 266-9532.

The proxy voting procedures and policies of Capital Group Private Client Services Fund — which describe how we vote proxies relating to portfolio securities — are available upon request by calling your relationship manager at (800) 266-9532. The funds file their proxy voting records with the SEC for the 12 months ended June 30 by August 31. The report also is available on the SEC website or by calling your relationship manager.

BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. and its affiliates (collectively “Bloomberg”). Bloomberg or Bloomberg’s licensors own all proprietary rights in the Bloomberg Indices. Neither Bloomberg nor Bloomberg’s licensors approves or endorses this material, or guarantees the accuracy or completeness of any information herein, or makes any warranty, express or implied, as to the results to be obtained therefrom and, to the maximum extent allowed by law, neither shall have any liability or responsibility for injury or damages arising in connection therewith.

All Capital Group trademarks mentioned are owned by The Capital Group Companies, Inc., an affiliated company or fund. All other company and product names mentioned are the property of their respective companies.

American Funds Distributors, Inc., member FINRA.

American Funds Short-Term Tax-Exempt Bond Fund®
Limited Term Tax-Exempt Bond Fund of America®
The Tax-Exempt Bond Fund of America®
American High-Income Municipal Bond Fund®
The Tax-Exempt Fund of California®
American Funds Tax-Exempt Fund of New York®

Semi-annual reports for the six months ended January 31, 2022

Invest in
municipal bonds
for tax-advantaged
income

These six municipal bond funds are offered by Capital Group, home of American Funds, one of the nation’s largest mutual fund families. For over 90 years, Capital Group has invested with a long-term focus based on thorough research and attention to risk.

Fund results shown in this report, unless otherwise indicated, are for Class F-2 shares. Class A share results are shown at net asset value unless otherwise indicated. If a sales charge had been deducted from Class A shares (maximum 2.50% for American Funds Short-Term Tax-Exempt Bond Fund and Limited Term Tax-Exempt Bond Fund of America; 3.75% for The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York), the results would have been lower. Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. Prices and returns will vary, so investors may lose money. Investing for short periods makes losses more likely. For current information and month-end results, visit capitalgroup.com.

Here are the total returns on a $1,000 investment with all distributions reinvested for periods ended December 31, 2021 (the most recent calendar quarter-end), and the total annual fund operating expense ratios as of the prospectus dated October 1, 2021:

	Cumulative total returns	Average annual total returns		Gross
	1 year	5 years	10 years	expense ratios
American Funds Short-Term Tax-Exempt Bond Fund
Class F-2 shares	–0.15%	1.73%	1.22%	0.45%
Class A shares*	–2.80	1.13	0.91	0.57

Limited Term Tax-Exempt Bond Fund
Class F-2 shares	0.28	2.71	2.25	0.34
Class A shares*	–2.48	1.97	1.80	0.58

The Tax-Exempt Bond Fund of America
Class F-2 shares	2.20	4.19	4.04	0.33
Class A shares*	–1.80	3.23	3.49	0.50

American High-Income Municipal Bond Fund
Class F-2 shares	5.75	5.96	6.03	0.41
Class A shares*	1.52	4.92	5.42	0.65
The Tax-Exempt Fund of California
Class F-2 shares	2.22	4.21	4.27	0.40
Class A shares*	–1.76	3.26	3.73	0.57

American Funds Tax-Exempt Fund of New York
Class F-2 shares	2.84	4.02	3.66	0.50	†
Class A shares*	–1.21	3.07	3.13	0.67	†

*	Reflects deduction of the maximum sales charge.
†	The net expense ratios for Class F-2 and Class A shares were 0.45% and 0.62%, respectively, as of the prospectus dated October 1, 2021.

For other share class results, visit capitalgroup.com. A summary of each fund’s 30-day yield can be found on page 2.

Investment results assume all distributions are reinvested and reflect applicable fees and expenses. When applicable, investment results reflect fee waivers and/or expense reimbursements, without which results would have been lower. The investment adviser is currently reimbursing a portion of other expenses for American Funds Tax-Exempt Fund of New York. Investment results and the net expense ratio reflect the reimbursement, without which the results would have been lower and the expense ratio would have been higher. This reimbursement will be in effect through at least October 1, 2022, unless modified or terminated by the fund’s board. The adviser may elect at its discretion to extend, modify or terminate the reimbursement at that time. Visit capitalgroup.com for more information.

Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity, so they may lose value.

Contents
2	Funds’ 30-day yields
3	Results at a glance
Investment portfolios
4	American Funds Short-Term Tax-Exempt Bond Fund
34	Limited Term Tax-Exempt Bond Fund of America
84	The Tax-Exempt Bond Fund of America
212	American High-Income Municipal Bond Fund
296	The Tax-Exempt Fund of California
333	American Funds Tax-Exempt Fund of New York
341	Financial statements

Fellow investors:

Shown in the tables on the following pages are the 30-day yields and 12-month distribution rates as of February 28, 2022, as well as the results for the periods ended January 31, 2022, for Class F-2 and Class A shares of American Funds tax-exempt municipal bond funds. Also shown are the results of the funds’ primary benchmarks and peer groups. For additional information about the funds, their investment results, holdings and portfolio managers, visit capitalgroup.com/ individual/products/mutual-funds.html.

These six funds are offered by Capital Group, home of American Funds, one of the nation’s largest mutual fund families. For over 90 years, Capital Group has invested with a long-term focus based on thorough research and attention to risk.

American Funds Short-Term Tax-Exempt Bond Fund seeks to provide current income exempt from regular federal income tax, consistent with the maturity and quality standards described in the prospectus, and to preserve capital.

Limited Term Tax-Exempt Bond Fund of America seeks to provide current income exempt from regular federal income tax, consistent with the maturity and quality standards described in the prospectus, and to preserve capital.

The Tax-Exempt Bond Fund of America seeks to provide a high level of current income exempt from federal income tax, consistent with the preservation of capital.

American High-Income Municipal Bond Fund seeks to provide a high level of current income exempt from regular federal income tax.

The Tax-Exempt Fund of California seeks to provide a high level of current income exempt from regular federal and California state income taxes. Its secondary objective is preservation of capital.

American Funds Tax-Exempt Fund of New York seeks to provide a high level of current income exempt from regular federal, New York state and New York City income taxes. Its secondary objective is preservation of capital.

American Funds Tax-Exempt Funds	1

Funds’ 30-day yields

Below is a summary of each fund’s 30-day yield and 12-month distribution rate for Class F-2 and Class A shares as February 28, 2022. For Class A shares both measures reflect the maximum sales charge (2.50% for American Funds Short-Term Tax-Exempt Bond Fund and Limited Term Tax-Exempt Bond Fund of America; 3.75% for The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York). Each fund’s 30-day yield is calculated in accordance with the U.S. Securities and Exchange Commission (SEC) formula. The SEC yield reflects the rate at which each fund is earning income on its current portfolio of securities while the distribution rate reflects the funds’ past dividends paid to shareholders. Accordingly, the funds’ SEC yields and distribution rates may differ.

	SEC 30-day yield		12-month distribution rate
American Funds Short-Term Tax-Exempt Bond Fund
Class F-2 shares	0.70%		0.57%
Class A shares	0.56		0.44

Limited Term Tax-Exempt Bond Fund
Class F-2 shares	0.99		1.02
Class A shares	0.73		0.76

The Tax-Exempt Bond Fund of America
Class F-2 shares	1.54		2.15
Class A shares	1.31		1.89

American High-Income Municipal Bond Fund
Class F-2 shares	2.28		3.05
Class A shares	1.96		2.70

The Tax-Exempt Fund of California
Class F-2 shares	1.56		2.23
Class A shares	1.33		1.97

American Funds Tax-Exempt Fund of New York
Class F-2 shares	1.56	*	2.28
Class A shares	1.33	*	2.02

*	The SEC 30-day yields for Class F-2 and Class A shares were 1.60% and 1.37%, respectively, with the fund’s reimbursement. The reimbursement will be in effect through at least October 1, 2022, unless modified or terminated by the funds’ board. The adviser may elect at its discretion to extend, modify or terminate the reimbursement at that time. Visit capitalgroup.com for more information.

The return of principal for bond funds and for funds with significant underlying bond holdings is not guaranteed. Fund shares are subject to the same interest rate, inflation and credit risks associated with the underlying bond holdings. Income may be subject to state or local income taxes and/or federal alternative minimum taxes. Also, certain other income (such as distributions from gains on the sale of certain bonds purchased at less than par value, for The Tax-Exempt Bond Fund of America), as well as capital gain distributions, may be taxable. High-yield/lower rated bonds are subject to greater fluctuations in value and risk of loss of income and principal than investment-grade/higher rated bonds. The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York are more susceptible to factors adversely affecting issuers of each state’s tax-exempt securities than a more widely diversified municipal bond fund. Refer to the funds’ prospectus and the Risk Factors section of this report for more information on these and other risks associated with investing in the funds.

2	American Funds Tax-Exempt Funds

Results at a glance

For periods ended January 31, 2022 with distributions reinvested, for Class F-2 and Class A shares

	Cumulative total returns		Average annual total returns
	6 months	1 year	5 years	10 years	Lifetime*

American Funds Short-Term Tax-Exempt Bond Fund
Class F-2 shares (since 8/12/09)	–1.65%	–1.63%	1.40%	1.05%	1.32%
Class A shares (since 8/7/09)	–1.71	–1.74	1.31	0.99	1.26
Bloomberg Municipal Short 1–5 Years Index	–1.83	–1.41	1.59	1.35	1.68
Lipper Short Municipal Debt Funds Average	–1.28	–1.05	1.15	0.86	1.12

Limited Term Tax-Exempt Bond Fund of America
Class F-2 shares (since 8/18/08)	–2.32	–1.99	2.22	1.95	3.80
Class A shares (since 10/6/93)	–2.43	–2.22	2.00	1.75	3.60
Bloomberg Municipal Short-Intermediate 1–10 Years Index	–2.55	–2.02	2.26	2.01	3.85
Lipper Short-Intermediate Municipal Debt Funds Average	–2.29	–1.87	1.82	1.49	3.12

The Tax-Exempt Bond Fund of America
Class F-2 shares (since 8/1/08)	–2.72	–1.18	3.59	3.49	6.26
Class A shares (since 10/3/79)	–2.81	–1.35	3.43	3.34	6.12
Bloomberg Municipal Bond Index	–3.10	–1.89	3.46	3.20	—	†
Lipper General & Insured Municipal Debt Funds Average	–3.14	–1.35	3.49	3.21	6.00

American High-Income Municipal Bond Fund
Class F-2 shares (since 8/12/08)	–2.35	1.38	5.32	5.44	5.62
Class A shares (since 9/26/94)	–2.46	1.14	5.09	5.24	5.42
Bloomberg Municipal Bond Index	–3.10	–1.89	3.46	3.20	5.03
Bloomberg High Yield Municipal Bond Index	–2.46	2.61	6.62	6.03	—	†
Lipper High Yield Municipal Debt Funds Average	–2.78	1.03	4.83	4.77	5.02

The Tax-Exempt Fund of California
Class F-2 shares (since 8/22/08)	–2.61	–0.90	3.61	3.72	5.37
Class A shares (since 10/28/86)	–2.69	–1.07	3.45	3.57	5.24
Bloomberg California Municipal Index	–3.23	–2.25	3.34	3.41	—	†
Lipper California Municipal Debt Funds Average	–3.23	–1.33	3.51	3.58	5.26

American Funds Tax-Exempt Fund of New York
Class F-2 shares (since 11/1/10)	–3.31	–1.00	3.28	3.06	3.62
Class A shares (since 11/1/10)	–3.40	–1.18	3.11	2.93	3.50
Bloomberg New York Municipal Index	–3.22	–1.69	3.19	3.06	3.43
Lipper New York Municipal Debt Funds Average	–3.18	–0.91	3.32	2.96	3.26

*	Lifetime results shown for both F-2 and A shares are as of each fund’s Class A share inception.
†	This index did not exist at the fund’s inception.

Class F-2 shares were first offered on August 1, 2008. Class F-2 share results prior to the date of first sale are hypothetical based on the results of the original share class of the fund without a sales charge, adjusted for typical estimated expenses. Visit capitalgroup.com for more information on specific expense adjustments and the actual dates of first sale.

Bloomberg Municipal Short 1–5 Years Index is a market value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to five years. Bloomberg Short-Intermediate 1–10 Years Index is a market value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to 10 years. Bloomberg Municipal Bond Index is a market value-weighted index designed to represent the long-term investment-grade tax-exempt bond market. Bloomberg High Yield Municipal Bond Index is a market value-weighted index composed of municipal bonds rated below BBB/Baa. Bloomberg California Municipal Index is a market value-weighted index that includes only investment-grade (rated BBB/Baa and above) tax-exempt bonds of issuers within the state of California. Bloomberg New York Municipal Index is a market value-weighted index that includes only investment-grade (rated BBB/Baa and above) tax-exempt bonds of issuers within the state of New York.

The market indexes are unmanaged and, therefore, have no expenses. Investors cannot invest directly in an index. Bloomberg source: Bloomberg Index Services Ltd. Lipper averages reflect the current composition of all eligible mutual funds (all share classes) within a given category. Lipper source: Refinitiv Lipper. Lipper categories are dynamic and averages may have few funds, especially over longer periods. To see the number of funds included in the Lipper category for each fund’s lifetime, refer to the Quarterly Statistical Update, available at capitalgroup.com.

American Funds Tax-Exempt Funds	3

American Funds Short-Term Tax-Exempt Bond Fund	unaudited
Investment portfolio January 31, 2022

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated” category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies.

Bonds, notes & other debt instruments 82.75%	Principal amount (000)	Value (000)
Alabama 1.17%
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2049 (put 2025)	$3,815	$4,147
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	2,420	2,664
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	5,500	5,556
Federal Aid Highway Fin. Auth., Special Obligation Rev. Bonds, Series 2016-A, 5.00% 2036 (preref. 2026)	2,000	2,329
City of Hoover, G.O. Warrants, Series 2016, 4.00% 2033 (preref. 2025)	1,000	1,116
Housing Fin. Auth., Multi Family Housing Rev. Bonds (Capstone at Kinsey Cove Project), Series 2020-A, 0.35% 2023 (put 2023)	1,680	1,672
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,000	1,028
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2023	1,500	1,599
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	1,335	1,529
		21,640

Alaska 0.23%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044	1,925	2,035
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	430	446
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2032 (preref. 2023)	1,120	1,203
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2033 (preref. 2023)	540	580
		4,264

Arizona 1.56%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2026	140	160
Bullhead City, Excise Taxes Rev. Obligations, Series 2021-2, 0.40% 2023	250	247
Bullhead City, Excise Taxes Rev. Obligations, Series 2021-2, 0.75% 2025	650	624
County of Coconino, Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-A, AMT, 1.875% 2032 (put 2023)	700	707
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2022	490	496
Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2021-A, 4.00% 2023	130	136
Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2021-A, 5.00% 2025	145	162
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2026	1,010	1,152
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,875	1,987
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,450	1,510
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	1,125	1,182
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	1,445	1,580
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	825	909
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,675	1,886
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,500	1,701
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2024 (preref. 2023)[1]	250	263

4	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2025 (preref. 2023)[1]	$200	$211
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-B, 5.00% 2048 (put 2022)	7,000	7,219
County of Maricopa, Pollution Control Rev. Ref. Bonds (El Paso Electric Co. Palo Verde Project), Series 2003-A, 1.05% 2038 (put 2022)	2,680	2,681
McAllister Academic Village LLC, Rev. Ref. Bonds (Arizona State University Hassayampa Academic Village Project), Series 2016, 5.00% 2022	400	408
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2025	2,025	2,257
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	140	153
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	830	907
County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.30% 2027	450	444
		28,982

California 7.19%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2030 (preref. 2023)	2,100	2,205
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2043 (preref. 2023)	2,005	2,105
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-A-1, (SIFMA Municipal Swap Index + 0.90%) 0.96% 2045 (put 2023)[2]	1,250	1,255
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.96% 2047 (put 2023)[2]	500	502
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-G, 2.00% 2053 (put 2024)	2,200	2,231
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-D, (SIFMA Municipal Swap Index + 0.30%) 0.36% 2056 (put 2027)[2]	1,795	1,796
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.51% 2056 (put 2026)[2]	665	670
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2012-F-1, 5.00% 2027 (preref. 2022)	1,000	1,008
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2014-S-6, 5.00% 2054 (preref. 2024)	1,540	1,693
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	845	811
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-3, 4.00% 2051 (put 2023)	1,500	1,559
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2023	205	209
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2024	195	200
Community Choice Fncg. Auth., Clean Energy Project Rev. Green Bonds, Series 2021-B-1, 4.00% 2052 (put 2031)	2,515	2,893
East Side Union High School Dist., G.O. Bonds, 2008 Election, Series 2012-D, 5.00% 2037 (preref. 2022)	4,140	4,234
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024	400	419
Educational Facs. Auth., Rev. Bonds (University of Southern California), Series 2009-C, 5.25% 2024 (escrowed to maturity)	165	183
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2022	110	112
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	160	167
Fresno Unified School Dist., G.O. Bonds, 2010 Election, Series 2013-C, 5.50% 2046	5,000	5,350
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023	260	265
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024	120	123
G.O. Bonds, Series 2021, 5.00% 2027	3,850	4,586
G.O. Bonds, Series 2021, 5.00% 2030	1,480	1,878
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023	3,160	3,364
G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2026	1,500	1,690
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2027	5,340	6,385
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2027	5,000	5,967
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2029	1,025	1,262
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2017-A-1, 5.00% 2028 (preref. 2027)	1,570	1,861
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2017-A-1, 5.00% 2029 (preref. 2027)	5,000	5,925
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	1,100	1,136
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	4,810	5,082
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2041 (preref. 2025)	1,385	1,574
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2023	550	572
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2024	405	433

American Funds Tax-Exempt Funds	5

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2025	$690	$759
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.76% 2050 (put 2026)[2]	845	854
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2022	765	784
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2027	2,000	2,340
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2022-A, AMT, 5.00% 2028	3,000	3,573
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Cantamar Villas), Series 2021-D-1, 0.30% 2025 (put 2024)	2,070	2,033
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	180	179
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2023	235	248
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2024	120	131
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-C, 5.00% 2025	1,350	1,522
Municipal Fin. Auth., Multi Family Housing Rev. Bonds (Walnut Apartments), Series 2021-A, 0.45% 2024 (put 2023)	940	929
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2023)	3,910	3,896
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,300	1,330
Port of Oakland, Rev. Ref. Bonds, Series 2017, AMT, 5.00% 2022	1,575	1,625
Port of Oakland, Rev. Ref. Bonds, Series 2017, AMT, 5.00% 2022 (escrowed to maturity)	425	439
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2022 (escrowed to maturity)	70	71
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2025	1,640	1,831
Port of Oakland, Rev. Ref. Bonds, Series 2012-P, AMT, 5.00% 2026 (preref. 2022)	725	733
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2022	930	940
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	115	140
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2022	135	138
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2023	155	162
Public Works Board, Lease Rev. Ref. Bonds (Dept. of State Hospitals), Series 2016-E, 5.00% 2025	1,250	1,317
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2025	1,465	1,642
Sacramento Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2024	1,300	1,421
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 3.00% 2022	755	766
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 3.00% 2023	855	882
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 3.00% 2024	115	120
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-C, AMT, 5.00% 2024	1,000	1,084
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	4,185	4,311
County of San Diego, Water Auth., Water Rev. Ref. Bonds, Series 2013-A, 5.00% 2034 (preref. 2022)	1,000	1,033
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2018 Election, Series 2016-D-2, 5.00% 2022	2,305	2,349
City and County of San Francisco, Airport Commission, San Francisco International Airport, Special Facs. Lease Rev. Bonds (SFO Fuel Company LLC), Series 2019-A, AMT, 5.00% 2026	1,500	1,698
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023	1,170	1,238
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2024	2,475	2,707
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2022	1,000	1,019
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2023	1,400	1,482
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023	165	175
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	235	257
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2025	115	130
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023	1,180	1,249

6	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)	$685	$681
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	295	294
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	330	340
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-B-1, 0.45% 2030	5	5
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	255	294
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2013-A, BAM insured, 5.00% 2042	1,500	1,594
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045	635	659
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	2,465	2,629
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	4,880	5,109
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2015-CM, AMT, 2.45% 2031	345	348
		133,195

Colorado 1.29%
Certs. of Part., Series 2021-A, 5.00% 2025	2,060	2,348
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2027	1,500	1,761
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	605	605
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-C, 5.00% 2036 (put 2023)	2,000	2,157
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-C, Class I, 4.00% 2048	970	1,026
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-B-1, Class I, 4.00% 2048	850	901
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	640	686
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-C, Class I, 4.25% 2049	4,645	4,985
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-E, Class I, 4.25% 2049	1,340	1,442
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-E, Class I, 3.00% 2051	2,450	2,565
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-L, Class I, 3.25% 2051	1,895	2,015
Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2019-C, 2.00% 2054 (put 2024)	755	766
Regents of the University of Colorado, University Enterprise Rev. Ref. Bonds, Series 2021-C-3-B, 2.00% 2051 (put 2026)	1,820	1,844
Weld County School Dist. RE-5J, G.O. Bonds, Series 2021, 5.00% 2022	750	778
		23,879

Connecticut 1.11%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)	340	339
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 5.00% 2028	925	1,120
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2022	750	764
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 5.00% 2025	160	177
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 1999-U-1, 2.00% 2033 (put 2022)	1,000	1,000
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	4,790	4,809
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2010-A-3, 0.25% 2049 (put 2024)	2,280	2,234
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-2, AMT, 4.00% 2041	2,135	2,252
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044	180	185
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	395	410
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.50% 2046	465	482
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	950	1,001
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	355	374
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-1, 3.00% 2049	1,635	1,714
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	785	806
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2014-D-1, 4.00% 2044	215	218
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-C-1, 3.50% 2045	565	583
Special Tax Obligation Bonds (Transportation Infrastructure Purposes), Series 2018-B, 5.00% 2022	2,000	2,059
		20,527

American Funds Tax-Exempt Funds	7

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Delaware 0.14%
G.O. Bonds, Series 2014-B, 4.00% 2024	$1,000	$1,071
G.O. Bonds, Series 2021, 5.00% 2031	1,115	1,436
		2,507

District of Columbia 1.33%
G.O. Bonds, Series 2021-D, 5.00% 2029	815	1,006
G.O. Bonds, Series 2015-A, 5.00% 2032	3,500	3,918
G.O. Rev. Ref. Bonds, Series 2021-E, 5.00% 2028	1,410	1,702
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (Kenilworth 166 Apartments Project), Series 2021, 1.25% 2025 (put 2024)	7,295	7,239
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (The Strand Residences), Series 2019, 1.45% 2039 (put 2022)	2,000	2,009
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2026	1,000	1,150
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2022	2,000	2,059
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2022	1,300	1,338
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2022	845	870
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2023	1,000	1,067
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2024	1,000	1,094
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2025	1,000	1,122
		24,574

Florida 3.70%
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 5.00% 2022	515	533
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 4.00% 2023	450	474
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)	325	323
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2023	1,250	1,333
County of Broward, Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2023	1,100	1,173
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2024	1,300	1,422
County of Broward, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Solaris Apartments), Series 2021-B, 0.70% 2025 (put 2024)	1,470	1,447
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2024	885	969
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	405	411
City of Daytona Beach, Housing Auth., Multi Family Housing Rev. Bonds (The WM at the River Project), Series 2021-B, 1.25% 2025 (put 2024)	1,265	1,259
Dev. Fin. Corp., Rev. Bonds (Brightline Florida Passenger Rail Expansion Project), Series 2021-A, AMT, 0.30% 2056 (put 2022)	1,840	1,838
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2020-C, 5.00% 2022	875	888
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023	145	153
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2022-A, 5.00% 2025	2,679	3,007
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2022-A, 5.00% 2026	3,000	3,459
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2023	1,500	1,601
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2024	2,500	2,736
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	1,295	1,359
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050	2,125	2,277
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-2, 3.00% 2051	425	445
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	815	867
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	610	641
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	230	235
Housing Fin. Corp., Multi Family Mortgage Rev. Bonds (Valencia Park Apartments), Series 2021-A, FHA insured, 0.25% 2023 (put 2022)	1,435	1,429
JEA, Electric System Rev. Bonds, Series 2013-A-3, 5.00% 2022	420	432
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2023	630	673
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2024	650	716
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2025	1,540	1,744
County of Lee, Airport Rev. Bonds, Series 2021-B, AMT, 5.00% 2029	2,085	2,520
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2025	210	231

8	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2026	$185	$207
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 5.00% 2024	2,000	2,195
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2026	1,000	1,092
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Platform 3750), Series 2021, 0.25% 2024 (put 2023)	1,785	1,771
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	1,050	1,046
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2023 (preref. 2022)	1,000	1,019
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2025 (preref. 2022)	40	41
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health, Inc.), Series 2012-A, 5.00% 2042 (preref. 2022)	2,000	2,015
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Dunwoodie Place Apartments), Series 2021-A, 0.20% 2024 (put 2023)	2,160	2,133
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)	2,550	2,545
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Stratford Point Apartments), Series 2021-B, 0.55% 2025 (put 2024)	2,145	2,110
County of Palm Beach, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Christian Manor), Series 2022, 1.25% 2025 (put 2024)	2,480	2,480
County of Pinellas, Housing Fin. Auth., Multi Family Mortgage Backed Bonds (Jordan Park Apartments), Series 2021-B, 0.65% 2025 (put 2024)	1,095	1,078
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)	2,375	2,533
South Broward Hospital Dist., Hospital Rev. Ref. Bonds (South Broward Hospital Dist. Obligated Group), Series 2016, 4.00% 2026	1,260	1,400
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-A, 5.00% 2027 (preref. 2022)	1,000	1,019
Dept. of Transportation, Turnpike Rev. Bonds, Series 2018-A, 5.00% 2026	826	955
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	4,935	5,709
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024	525	574
		68,517

Georgia 2.35%
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	1,200	1,287
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2021-C, AMT, 5.00% 2028	665	793
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	700	691
County of Bartow, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Company Plant Bowen Project), Series 1997-1, 1.80% 2029	560	548
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	1,175	1,184
City of Columbus, Dev. Auth., Multi Family Housing Rev. Bonds (Highland Terrance Phase II Project), Series 2021-B, 0.34% 2025 (put 2024)	2,000	1,966
County of Dawson, Dev. Auth., Multi Family Housing Rev. Bonds (Peaks of Dawsonville Project), Series 2021, 0.28% 2023	3,500	3,459
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	2,385	2,361
G.O. Bonds, Series 2020-A, 5.00% 2023	790	840
G.O. Rev. Ref. Bonds, Series 2016-E, 5.00% 2026	480	565
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2014-A-1, 4.00% 2044	120	123
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2016-A-1, 3.50% 2046	210	218
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2022	1,000	1,011
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.898% 2048 (put 2023)[2]	445	447
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2023)	1,000	1,043
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	100	107
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)	2,215	2,420
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2023	145	150
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2024	190	204
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2025	200	221

American Funds Tax-Exempt Funds	9

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2026	$280	$319
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2027	220	257
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2023	160	166
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2024	170	182
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2025	195	215
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2026	200	225
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2027	200	231
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2030	700	855
Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Dallas Manor Apartments Project), Series 2021, 0.25% 2024 (put 2023)	325	321
Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Spring Grove Apartments Project), Series 2021, 0.25% 2024 (put 2023)	2,250	2,221
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2028	365	436
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2029	90	110
City of Sandy Springs, Public Facs. Auth., Rev. Bonds (Sandy Springs City Center Project), Series 2015, 5.00% 2047 (preref. 2026)	2,000	2,312
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-B, 0.34% 2023 (put 2022)	3,400	3,389
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-A, 0.34% 2023 (put 2022)	2,000	1,993
City of Valdosta, Housing Auth., Multi Family Housing Rev. Bonds (Tishco Rural Rental Housing Portfolio Project), Series 2022, 1.25% 2025 (put 2024)	560	558
City of Villa Rica, Downtown Dev. Auth., Multi Family Housing Rev. Bonds (Arbours at Villa Rica Project), Series 2022, 1.25% 2025 (put 2024)	8,955	8,941
County of Walker, Dev. Auth., Multi Family Housing Rev. Bonds (Gateway at Rossville Project), Series 2021-B, 0.46% 2024 (put 2023)	1,105	1,092
		43,461

Hawaii 0.16%
City and County of Honolulu, Wastewater System Rev. Ref. Bonds (First Bond Resolution), Series 2016-B, 5.00% 2026	1,855	2,149
Dept. of Transportation, Airports Division, Lease Rev. Certs. of Part., Series 2013, AMT, 5.00% 2023	690	732
		2,881

Idaho 0.04%
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2027	150	176
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2028	260	310
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2029	165	200
		686

Illinois 3.85%
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	2,750	2,940
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2023	1,200	1,236
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 4.00% 2022	2,800	2,870
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,000	1,032
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2022	500	517
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2026 (preref. 2024)	1,000	1,096
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 5.00% 2025	1,265	1,429
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-A, 5.00% 2026	3,550	4,105
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-1, 5.00% 2050 (put 2024)	2,585	2,806
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	285	327
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.76% 2042 (put 2026)[2]	225	226
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026	3,485	3,982
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025	655	743

10	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2019, AMT, 0.40% 2044 (put 2022)	$3,085	$3,075
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	3,500	3,996
G.O. Bonds, Series 2021-A, 5.00% 2027	1,145	1,314
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2021-C, 0.80% 2026	330	319
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)	1,765	1,755
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.06% 2050 (put 2025)[2]	5,625	5,758
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	360	387
Housing Dev. Auth., Rev. Bonds, Series 2021-D, 3.00% 2051	4,945	5,195
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2002-A, Assured Guaranty Municipal insured, 5.50% 2023	1,825	1,916
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2024	765	787
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2022	1,000	1,014
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-C, 5.00% 2023	500	520
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.25% 2036 (preref. 2023)	2,500	2,768
City of Springfield, Water Rev. Bonds, Series 2012, 5.00% 2037 (preref. 2022)	1,500	1,506
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-D, 5.00% 2024	1,295	1,392
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025	2,265	2,510
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	1,825	1,897
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2024	1,500	1,612
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2018-A, 5.00% 2024	1,080	1,167
County of Will, G.O. Bonds, Series 2016, 5.00% 2045 (preref. 2025)	8,000	9,115
		71,312

Indiana 1.58%
Fin. Auth., Environmental Facs. Rev. Ref. Bonds (Indianapolis Power & Light Co. Project), Series 2020-B, AMT, 0.95% 2038 (put 2026)	520	507
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	325	337
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2017-A, 5.00% 2023	1,335	1,429
Fin. Auth., Rev. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2012, 5.00% 2030 (preref. 2022)	1,030	1,034
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2019-E, 5.00% 2022	1,000	1,000
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2021-B, 5.00% 2027	330	388
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2021-B, 5.00% 2028	370	446
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2022	445	458
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-1, 5.00% 2023	690	737
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2023	220	235
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-1, 5.00% 2025	1,250	1,421
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2025	1,250	1,418
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2028	1,250	1,519
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023	75	79
Franklin Township Multi-School Building Corp., Property Tax First Mortgage Ref. Bonds, Series 2012-B, 5.00% 2029 (preref. 2023)	1,165	1,213
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023	95	100
Housing and Community Dev. Auth., Collateralized Rev. Bonds (RD Moving Forward Justus Project), Series 2021, 0.33% 2024 (put 2023)	1,825	1,810
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2048	975	1,046
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-B-1, 3.25% 2049	305	320
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	330	352
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	820	859
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-C-1, 3.00% 2052	600	631
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2022	750	761
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2023	65	69
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2024	635	683
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2025	775	834
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2026	2,965	3,269

American Funds Tax-Exempt Funds	11

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2016-A-1, AMT, 5.00% 2028	$300	$343
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2033	2,000	2,186
City of Kokomo, Multi Family Housing Rev. Bonds (KHA RAD I Apartments), Series 2021-A, 0.56% 2025 (put 2024)	2,445	2,413
City of Rockport, Pollution Control Rev. Ref. Bonds (AEP Generating Company Project), Series 1995-A, 1.35% 2025 (put 2022)	980	984
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2016-A, AMT, 5.00% 2046 (put 2023)	405	422
		29,303

Iowa 0.19%
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	395	421
Fin. Auth., Solid Waste Fac. Rev. Green Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021, AMT, 1.50% 2042 (put 2024)	905	908
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	2,000	2,273
		3,602

Kansas 0.23%
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-4, (1-month USD-LIBOR x 0.70 + 0.50%) 0.571% 2024[2]	4,000	4,016
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)	265	272
		4,288

Kentucky 0.72%
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	800	788
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	3,950	3,910
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	1,595	1,578
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2022	1,755	1,806
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	405	415
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	2,385	2,568
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	390	415
County of Trimble, Pollution Control Rev. Ref. Bonds (Louisville Gas and Electric Co. Project), Series 2016-A, AMT, 1.30% 2044 (put 2027)	1,975	1,945
		13,425

Louisiana 1.82%
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2023	500	519
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2024	1,000	1,094
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 1.30% 2041 (put 2028)	2,500	2,480
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 5.00% 2026	1,125	1,287
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-2, 0.55% 2043 (put 2022)	8,665	8,667
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-A, 0.60% 2043 (put 2023)	2,995	2,996
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-1, 0.60% 2043 (put 2023)	1,165	1,165
Grant Anticipation Rev. Bonds, Series 2021, 5.00% 2023	835	890
Housing Corp., Multi Family Housing Rev. Bonds (Arbours at Lafayette Project), Series 2021, 0.35% 2024 (put 2023)	1,820	1,809
Housing Corp., Multi Family Housing Rev. Bonds (Hollywood Acres and Hollywood Heights Projects), Series 2019, 0.55% 2023	1,900	1,879

12	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)	$2,265	$2,241
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2020-B, 3.50% 2050	1,145	1,220
Local Government Environmental Facs. and Community Dev. Auth., Rev. Bonds (East Baton Rouge Sewerage Commission Projects), Series 2013-A, 4.00% 2048 (preref. 2023)	1,000	1,033
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Louisiana Community and Technical College System Act 391 Projects), Series 2017, BAM insured, 5.00% 2024	1,000	1,099
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2013-A, 1.65% 2033 (put 2023)	1,835	1,849
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2020-B, 5.00% 2050 (put 2025)	610	679
Public Facs. Auth., Rev. Ref. Bonds (Nineteenth Judicial Dist. Court Building Project), Series 2015, Assured Guaranty Municipal insured, 5.00% 2036 (preref. 2025)	1,020	1,145
Parish of Tangipahoa, Hospital Service Dist. No. 1, Hospital Rev. Ref. Bonds (North Oaks Health System Project), Series 2021, 5.00% 2027	1,235	1,439
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	215	227
		33,718

Maine 0.35%
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2022	125	129
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2024	65	71
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2025	75	84
Housing Auth., Mortgage Purchase Bonds, Series 2021-D, 3.00% 2051	4,000	4,209
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-E-1, AMT, 3.50% 2035	1,330	1,369
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2013-B, 4.00% 2043	25	25
Turnpike Auth., Turnpike Rev. Ref. Bonds, Series 2022, 5.00% 2030	520	646
		6,533

Maryland 1.53%
County of Baltimore, Metropolitan Dist., G.O. Bonds, Series 2021, 5.00% 2024	560	606
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-B, AMT, 3.25% 2044	865	881
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	3,110	3,380
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	1,580	1,699
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 3.25% 2050	2,830	2,986
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-C, 3.50% 2050	755	798
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-A, 3.75% 2050	835	892
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-A, 3.00% 2051	1,320	1,382
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-B, 3.00% 2051	1,265	1,329
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-C, 3.00% 2051	795	837
G.O. Bonds, State and Local Facs. Loan of 2014, Series 2014-C-2, 5.00% 2022	2,300	2,353
G.O. Bonds, State and Local Facs. Loan of 2014, Series 2014-B-2, 5.00% 2025 (preref. 2022)	1,170	1,196
G.O. Bonds, State and Local Facs. Loan of 2017, Series 2017-A-2, 5.00% 2022	1,000	1,023
Health and Higher Educational Facs. Auth., Rev. Bonds (Peninsula Regional Medical Center Issue), Series 2015, 5.00% 2045 (preref. 2024)	3,000	3,280
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	990	1,047
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2022	1,140	1,174

American Funds Tax-Exempt Funds	13

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2023	$700	$748
Dept. of Transportation, Consolidated Transportation Rev. Ref. Bonds, Series 2015, 5.00% 2023	890	930
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020, 5.00% 2026	1,585	1,836
		28,377

Massachusetts 0.58%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	430	426
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 4.00% 2022	500	507
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2024	500	546
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2025	1,000	1,125
Dev. Fin. Agcy., Rev. Bonds (Mass General Brigham, Inc.), Series 2019-T-1, 0.66% 2049 (put 2026)[2,3]	470	470
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2022	1,310	1,349
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2023	780	832
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2024	300	330
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2021-B, AMT, 2.00% 2037	205	196
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.30% 2023	125	123
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.40% 2024	160	157
Housing Fin. Agcy., Housing Green Bonds, Series 2021-B-2, 0.75% 2025	125	122
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 167, 4.00% 2043	100	102
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 181, 4.00% 2044	230	239
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 169, 4.00% 2044	70	71
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 4.00% 2045	245	253
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 223, 3.00% 2047	830	871
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 177, AMT, 4.00% 2039	1,030	1,068
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 188, AMT, 4.00% 2043	385	404
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 171, 4.00% 2044	90	92
Massachusetts Bay Transportation Auth., Sales Tax Green Bond Anticipation Notes, Series 2021, 4.00% 2025	965	1,051
Transportation Fund Rev. Bonds (Rail Enhancement Program), Series 2021-B, 5.00% 2026	350	406
		10,740

Michigan 2.03%
Brandon School Dist., Unlimited Tax G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2030 (preref. 2025)	1,250	1,402
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	375	382
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	4,930	5,109
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022	125	125
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2023	2,500	2,645
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2025	1,000	1,126
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	615	624
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2012-C, 5.00% 2026 (preref. 2022)	2,625	2,665
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	4,575	4,561
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025	440	430
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	600	625
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	2,065	2,162
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	1,695	1,800
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	4,975	5,343
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	1,855	1,975
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	2,675	2,809
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 4.00% 2024	700	742

14	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
County of Monroe, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Project), Series 1992-AA, National insured, 6.95% 2022	$1,000	$1,037
Strategic Fund, Limited Obligation Rev. Bonds (Consumers Energy Co. Project), Series 2019, AMT, 1.80% 2049 (put 2024)	710	722
Regents of the University of Michigan, General Rev. Bonds, Series 2012-E, (SIFMA Municipal Swap Index + 0.27%) 0.32% 2033 (put 2022)[2]	1,300	1,300
		37,584

Minnesota 1.30%
County of Dakota, Community Dev. Agcy., Multi Family Housing Rev. Bonds (Ree-Aster House Apartments Project), Series 2020, 0.35% 2024 (put 2023)	2,885	2,863
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	1,275	1,268
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2013-A, AMT, 3.00% 2031	85	86
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-A, 4.00% 2038	320	332
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-A, AMT, 4.00% 2041	220	228
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-C, AMT, 4.00% 2045	485	507
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-E, AMT, 3.50% 2046	1,170	1,211
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2016-E, 4.00% 2047	70	73
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	2,860	3,023
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	535	568
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049	3,260	3,517
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-E, 3.50% 2050	1,100	1,170
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	920	977
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	1,370	1,433
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	680	711
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-F, 3.00% 2052	2,665	2,800
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-H, 3.00% 2052	1,230	1,294
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	280	294
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)	720	719
City of St. Paul, Metropolitan Airports Commission, Airport Rev. Ref. Bonds, Series 2014-B, AMT, 5.00% 2025	1,000	1,070
		24,144

Mississippi 0.15%
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	545	541
West Rankin Utility Auth., Rev. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2033 (preref. 2025)	1,025	1,137
West Rankin Utility Auth., Rev. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2034 (preref. 2025)	1,025	1,137
		2,815

Missouri 1.14%
Cities of Brentwood and Maplewood, Hanley Road Corridor Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020, 1.00% 2027	155	148
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-B, 4.00% 2051 (put 2026)	6,005	6,663
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	1,150	1,221
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-C, 3.50% 2050	905	965
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-D, 3.25% 2051	1,850	1,953
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-B, 3.00% 2052	1,670	1,754
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	485	508
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-C, 3.25% 2052	970	1,031

American Funds Tax-Exempt Funds	15

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-B, 4.00% 2040	$315	$327
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-A, 4.00% 2041	220	227
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-1, AMT, 4.00% 2045	1,300	1,357
Kansas City, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Cathedral Towers), Series 2020, 0.35% 2024 (put 2022)	3,500	3,500
County of St. Charles, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Hidden Valley Estates), Series 2021, 0.27% 2025 (put 2023)	1,455	1,437
		21,091

Montana 0.51%
Fin. Auth., Rev. Bonds (Billings Clinic Obligated Group), Series 2018-C, (SIFMA Municipal Swap Index + 0.55%) 0.61% 2037 (put 2023)[2]	4,660	4,664
Board of Housing, Single Family Homeownership Bonds, Series 2012-A-2, AMT, 4.00% 2038	290	298
Board of Housing, Single Family Mortgage Bonds, Series 2015-B-2, AMT, 3.50% 2042	245	253
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	1,310	1,406
Board of Housing, Single Family Mortgage Bonds, Series 2020-C, 3.00% 2050	1,195	1,251
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 4.00% 2050	935	1,012
Board of Housing, Single Family Mortgage Bonds, Series 2021-B, 3.00% 2051	385	404
Board of Housing, Single Family Mortgage Bonds, Series 2022-A, 3.00% 2052	200	211
		9,499

Nebraska 0.52%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2022	500	512
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2017-B, AMT, 3.50% 2040	100	104
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	200	208
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	575	593
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	215	224
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	1,360	1,446
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	670	711
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019-B, AMT, 4.00% 2049	1,970	2,090
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	2,990	3,138
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-C, 3.00% 2050	605	634
		9,660

Nevada 1.14%
Dept. of Business and Industry, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.25% 2050 (put 2022)[3]	2,635	2,635
County of Clark, Airport System Rev. Notes, Series 2021-B, AMT, 5.00% 2025	1,765	1,967
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2019-A, 5.00% 2023	1,470	1,554
Housing Division, Multi Family Housing Rev. Bonds (Southwest Village Apartments), Series 2021, 0.47% 2024 (put 2023)	1,980	1,961
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	610	610
Housing Division, Multi Unit Housing Rev. Bonds (Whittell Pointe Apartments), Series 2020, 0.30% 2023 (put 2022)	1,920	1,915
Las Vegas Valley Water Dist., Limited Tax G.O. Rev. Ref. Bonds, Series 2012-A, 5.00% 2029	4,070	4,128
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2025	1,000	1,015
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2023	400	423
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	5	5

16	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-C, AMT, 0.625% 2036 (put 2022)	$1,360	$1,360
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-F, AMT, 2.05% 2036 (put 2022)	2,500	2,507
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-E, AMT, 2.05% 2036 (put 2022)	1,000	1,003
		21,083

New Hampshire 0.17%
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2018-A, AMT, (SIFMA Municipal Swap Index + 0.75%) 0.435% 2033 (put 2024)[2]	3,085	3,071

New Jersey 1.96%
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.15% 2023	5,500	5,512
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-E, AMT, 0.85% 2025	1,755	1,686
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.10% 2029 (put 2027)	2,325	2,194
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.20% 2034 (put 2023)	4,915	4,917
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2022	1,000	1,018
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2023	850	898
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2019-B-3, 5.00% 2045 (put 2026)	1,000	1,152
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2023	2,425	2,567
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 5.00% 2023	300	321
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2024	330	363
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Browns Woods Apartments Project), Series 2021-A, 1.25% 2024 (put 2023)	1,810	1,813
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Riverside Senior Apartments Project), Series 2019-D, 1.35% 2022 (put 2022)	2,200	2,206
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	4,000	4,341
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	765	835
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-E, 3.50% 2051	1,800	1,910
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2023	4,015	4,228
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	320	367
		36,328

New Mexico 0.77%
Albuquerque Municipal School Dist. No. 12, G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2024	670	735
Educational Assistance Foundation, Education Loan Bonds, Series 2021-1-A, AMT, 2.05% 2051	2,475	2,143
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-D, 1.10% 2040 (put 2023)	500	500
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	3,985	3,978
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2016-A-2, Class I, AMT, 3.50% 2046	435	453
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2017-B-2, Class I, AMT, 3.75% 2048	505	532
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	565	606
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2020-B, Class I, 3.00% 2051	1,080	1,130
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	130	137
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)	3,650	4,062
		14,276

American Funds Tax-Exempt Funds	17

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York 6.00%
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2023	$100	$104
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2024	70	74
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022	1,220	1,222
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2024 (escrowed to maturity)	3,000	3,252
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2025	8,975	9,989
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A-2, 5.00% 2031	150	189
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-C, 5.00% 2024	3,000	3,248
City of Geneva, Dev. Corp., Rev. Ref. Bonds (Hobart and William Smith Colleges Project), Series 2012, 5.00% 2032 (preref. 2022)	310	318
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2018-H, 2.75% 2022	1,020	1,035
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 1.55% 2023	1,345	1,350
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.85% 2024	770	764
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025	2,225	2,166
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-E-2, 0.65% 2056 (put 2025)	1,775	1,725
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-I-2, 0.70% 2056 (put 2025)	1,515	1,475
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-J-2, 1.10% 2061 (put 2027)	4,230	4,099
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.821% 2033 (put 2023)[2]	2,000	2,000
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.821% 2033 (put 2023)[2]	1,865	1,865
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2013-B, 5.00% 2022	650	671
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2005-B, AMBAC insured, 5.25% 2023	715	771
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-E, 5.00% 2026 (preref. 2022)	1,000	1,035
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)	1,000	1,035
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.51% 2044 (put 2022)[2]	4,000	4,003
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2047 (preref. 2022)	2,650	2,743
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-F, 5.00% 2022	1,845	1,905
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-D, 5.00% 2022	1,020	1,053
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	2,155	2,153
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.833% 2032 (put 2026)[2]	520	519
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2023	1,590	1,699
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2023	675	721
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2024	395	434
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.30% 2022	270	269
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.40% 2023	265	263
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.55% 2023	195	193
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 52, AMT, 3.50% 2030	720	742
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 191, AMT, 3.50% 2034	475	485
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 178, 3.50% 2043	380	390
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	370	385
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	3,915	4,103
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	240	248
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	995	1,039
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	1,215	1,266
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047	835	893
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 239, 3.25% 2051	280	299
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2022	1,140	1,174
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2023	1,000	1,051
New York City G.O. Bonds, Series 2013-J, 5.00% 2025	2,325	2,469
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2025	2,000	2,250
New York City G.O. Bonds, Series 2018-A, 5.00% 2026	1,185	1,370
New York City G.O. Bonds, Series 2014-I-1, 5.00% 2026	640	691
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2033	180	229
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	1,455	1,628
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2024	105	113
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022	390	390
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2016-C-2, 0.23% 2050 (put 2022)	465	465

18	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	$2,035	$1,998
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	1,000	1,014
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	1,750	1,718
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	1,890	1,828
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022	80	81
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023	165	172
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2024	3,725	4,118
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024	3,345	3,698
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2022-A-1, 5.00% 2027	1,500	1,794
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-I, 5.00% 2027	610	641
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2012-E-1, 5.00% 2023	1,125	1,129
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2022	525	535
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2023	375	396
Port Auth., Consolidated Bonds, Series 194, 5.00% 2024	1,050	1,159
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2024	1,000	1,093
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2025	880	984
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2015-A, 5.00% 2024	2,340	2,530
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2013-D, 5.00% 2024	1,000	1,047
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2025	1,000	1,116
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2027	2,805	3,223
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025	200	215
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (EG Mt. Vernon Preservation, LP Project), Series 2020, 0.30% 2023 (put 2022)	915	912
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe Limited Partnership Project), Series 2021, 0.28% 2024 (put 2023)	3,815	3,789
		111,212

North Carolina 2.73%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	2,735	2,727
Capital Facs. Fin. Agcy., Rev. Bonds (Duke University Project), Series 2014 -C, 5.00% 2042 (preref. 2022)	1,000	1,008
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	200	198
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (Oakley Square Apartments Project), Series 2020-A, 0.30% 2024 (put 2022)	675	675
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, 6.00% 2026 (escrowed to maturity)	1,000	1,180
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	885	878
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2018-E, 0.80% 2048 (put 2025)	3,230	3,173
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-B, 5.00% 2050 (put 2024)	7,855	8,699
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2022-A, 5.00% 2030	515	640
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	1,900	2,041
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 47, 3.00% 2051	6,880	7,228
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 37-A, AMT, 3.50% 2039	535	553
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	3,025	3,200
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	3,400	3,671
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	440	472
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)	955	948
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2022	600	607
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2023	1,000	1,052
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2015-B, AMT, 5.00% 2026	1,615	1,797

American Funds Tax-Exempt Funds	19

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina (continued)
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2015-B, AMT, 5.00% 2028	$1,000	$1,106
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.468% 2041 (put 2022)[2]	7,030	7,035
County of Wake, Limited Obligation Bonds, Series 2021, 5.00% 2023	1,650	1,727
		50,615

North Dakota 0.78%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	1,310	1,284
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 5.00% 2027	605	714
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	1,680	1,758
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	110	114
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	120	124
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2016-B, AMT, 4.00% 2047	1,770	1,853
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	700	741
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2018-D, 4.25% 2049	3,810	4,081
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	715	769
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, 3.75% 2050	815	869
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2020-B, 3.00% 2051	770	805
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-B, 3.00% 2052	970	1,020
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	225	236
		14,368

Ohio 3.32%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-B, 1.375% 2026 (put 2024)	175	173
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2005-A, AMT, 2.10% 2029 (put 2024)	1,000	1,018
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2007-A-3, 6.25% 2037 (preref. 2022)[1]	1,850	1,886
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2025	1,085	1,207
City of Cleveland, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2025	1,000	1,098
City of Columbus, Limited Tax Bonds, Series 2019-B, 5.00% 2023	1,690	1,775
City of Dayton, Metropolitan Housing Auth., Multi Family Housing Rev. Bonds (Southern Montgomery Apartments Project), Series 2021-A, 0.32% 2024 (put 2023)	5,965	5,901
G.O. Common Schools Bonds, Series 2018-A, 5.00% 2024	545	596
G.O. Conservation Projects Bonds, Series 2019-A, 2.00% 2022	160	160
G.O. Highway Capital Improvements Bonds (Highway User Receipts), Series 2012-Q, 5.00% 2028 (preref. 2022)	845	855
G.O. Infrastructure Improvement Rev. Ref. Bonds, Series 2021-B, 5.00% 2030	1,500	1,883
County of Geauga, Rev. Bonds (South Franklin Circle Project), Series 2012-A, 8.00% 2047 (preref. 2022)[1]	5,870	6,370
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2023	75	78
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2023	1,205	1,253
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2024	1,565	1,684
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2025	555	615
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2026	2,500	2,848
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2027	4,000	4,674
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)	480	477
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Franklin Manor North Project), Series 2021, 0.25% 2024 (put 2023)	1,875	1,853
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	720	711
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pendleton Apartments Project), Series 2021, 0.26% 2025 (put 2023)	1,750	1,739
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)	1,590	1,584
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (The Arts Apartments Project), Series 2020-A, 0.35% 2023 (put 2022)	2,000	1,999
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-K, 3.50% 2046	580	606

20	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-D, 4.00% 2047	$455	$477
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-B, AMT, 4.50% 2047	295	313
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	1,575	1,659
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	1,500	1,621
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	2,240	2,408
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-C, 3.25% 2051	2,040	2,168
Kent State University, General Receipts Rev. Bonds, Series 2016, 4.00% 2022	1,000	1,009
Madison Local School Dist., School Improvement Rev. Ref. Bonds, Series 2014, 5.25% 2037 (preref. 2022)	2,190	2,225
Miami University, General Receipts and Rev. Ref. Bonds, Series 2022-A, 5.00% 2027	575	669
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2029	145	179
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2022	205	209
Solid Waste Auth., Solid Waste Facs. G.O. Improvement and Rev. Ref. Bonds, Series 2012, 5.00% 2024 (preref. 2022)	1,215	1,233
City of Toledo, Waterworks System Rev. Bonds, Series 2020, 5.00% 2031	1,000	1,263
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025	2,525	2,636
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023	190	201
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2019-A, 5.00% 2029	125	154
		61,467

Oklahoma 0.35%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023	1,190	1,261
Tulsa County Independent School Dist. No. 1, Combined Purpose G.O. Bonds, Series 2021-B, 2.00% 2026	5,140	5,285
		6,546

Oregon 0.82%
Dept. of Administrative Services, State Lottery Rev. Bonds, Series 2015-A, 5.00% 2026	700	781
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2017-Q, 3.50% 2047	1,180	1,235
G.O. Bonds (Veteran’s Welfare Bonds Series 108), Series 2021-O, 3.00% 2051	2,325	2,449
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)	1,095	1,081
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	430	426
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	1,300	1,371
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-A, 3.50% 2051	895	954
City of Portland, Sewer System Rev. Ref. Bonds, Series 2016-B, 5.00% 2022	1,215	1,236
Port of Portland, Portland International Airport Rev. Bonds, Series 25-B, AMT, 5.00% 2023	1,000	1,056
Port of Portland, Portland International Airport Rev. Bonds, Series 25-B, AMT, 5.00% 2024	1,750	1,900
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-C, 5.00% 2025	800	891
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2030 (preref. 2024)	1,695	1,878
		15,258

Pennsylvania 2.80%
County of Berks, G.O. Bonds, Series 2015, 4.00% 2027 (preref. 2023)	170	179
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.383% 2030 (put 2025)[2]	460	458
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2031 (put 2025)[2]	630	627
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.383% 2032 (put 2025)[2]	480	478

American Funds Tax-Exempt Funds	21

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Bucks, Industrial Dev. Auth., Solid Waste Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 2.75% 2022	$500	$507
Central Dauphin School Dist., G.O. Bonds, Series 2016, 5.00% 2027 (preref. 2026)	995	1,156
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)	185	198
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)	155	166
Econ. Dev. Fncg. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2008, 0.40% 2023	1,800	1,770
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2022	495	514
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2023	610	644
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.58% 2037 (put 2024)	1,200	1,185
Econ. Dev. Fncg. Auth., UPMC Rev. Bonds, Series 2017-A, 5.00% 2023	1,000	1,072
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2009, 0.95% 2033 (put 2026)	5,000	4,888
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.66% 2049 (put 2024)[2]	2,265	2,276
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	95	107
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2027	525	605
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-A, AMT, 4.75% 2033	1,015	1,081
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-123-A, AMT, 4.00% 2039	620	643
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-118-A, AMT, 3.50% 2040	1,325	1,352
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-117-A, AMT, 3.50% 2040	490	504
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-119, 3.50% 2041	200	206
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 3.50% 2046	310	321
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	2,085	2,185
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	2,135	2,235
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	1,000	1,044
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-137, 3.00% 2051	850	896
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-132-A, 3.50% 2051	950	996
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	2,505	2,481
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)	3,290	3,253
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2025	1,200	1,349
County of Lehigh, General Purpose Auth., Rev. Bonds (The Good Shepherd Group), Series 2021-A, 4.00% 2022	325	333
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2014-B, (1-month USD-LIBOR x 0.67 + 1.07%) 1.14% 2028 (put 2024)[2]	3,500	3,528
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2022	500	513
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2028	1,265	1,515
Philadelphia School Dist., G.O. Green Bonds, Series 2021-B, 5.00% 2026	1,000	1,154
Philadelphia School Dist., G.O. Green Bonds, Series 2021-B, 5.00% 2027	600	705
Philadelphia School Dist., G.O. Green Bonds, Series 2021-B, 5.00% 2028	365	437
Philadelphia School Dist., G.O. Green Bonds, Series 2021-B, 5.00% 2029	1,080	1,317
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,000	1,026
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2017-C, Assured Guaranty Municipal insured, 0.71% 2040 (put 2023)[2]	2,770	2,788
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2022	405	420
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2025	500	570
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2042 (preref. 2022)	1,150	1,192
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2026	400	468
Turnpike Commission, Turnpike Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2024	485	537
		51,879

Puerto Rico 0.02%
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 5.00% 2028	380	448

22	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Rhode Island 0.67%
Clean Water Fin. Agcy., Water Pollution Control Revolving Fund Rev. Bonds (Pooled Loan Issue), Series 2012-A, 5.00% 2032 (preref. 2022)	$1,510	$1,555
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	620	632
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 68-C, AMT, 3.50% 2039	610	629
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 69-B, 4.00% 2048	735	785
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 75-A, 3.00% 2051	3,620	3,803
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	580	574
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2022	1,300	1,345
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2023	650	694
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2017-A, AMT, 5.00% 2024	2,100	2,307
		12,324

South Carolina 1.62%
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Colonel Bluffs Apartments Project), Series 2022-B, 1.25% 2025 (put 2024)	5,395	5,386
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)	1,120	1,110
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 4.00% 2024	500	530
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 4.00% 2025	525	570
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2013, 5.00% 2043 (preref. 2023)	3,000	3,130
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-A, 4.00% 2047	1,360	1,425
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	170	179
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	1,070	1,151
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	1,600	1,734
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	760	799
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-B, 3.25% 2052	1,940	2,050
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	55	58
Housing Fin. and Dev. Auth., Multi Family Housing Rev. Bonds (Villages at Congaree Pointe Project), Series 2021-B, 1.25% 2025 (put 2024)	870	868
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	1,380	1,453
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2024	700	774
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2022	3,395	3,519
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	245	274
City of Spartanburg, Housing Auth., Multi Family Housing Rev. Bonds (Hickory Heights and Oakland Apartments Project), Series 2021, 0.29% 2024 (put 2023)	3,030	3,008
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2027	395	460
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2028	1,365	1,621
		30,099

South Dakota 0.29%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-A, AMT, 3.00% 2030	70	71
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	320	330
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-E, AMT, 4.00% 2044	65	67
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2015-D, 4.00% 2045	425	443
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	1,350	1,402
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048	690	746
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	2,175	2,275
		5,334

Tennessee 0.80%
City of Chattanooga, Health, Educational and Housing Fac. Board, Collateralized Multi Family Housing Bonds (Battery Heights Apartments Project), Series 2021, 0.20% 2024 (put 2023)	1,270	1,256
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-1-C, 3.00% 2038	185	188
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-1-A, AMT, 4.00% 2039	345	357
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2-B, 4.00% 2042	1,255	1,331
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	710	751
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-2-A, AMT, 4.00% 2043	240	246
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, AMT, 4.00% 2045	360	373
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	275	286
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 4.00% 2046	150	157

American Funds Tax-Exempt Funds	23

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Tennessee (continued)
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2016-1-B, 3.50% 2047	$355	$370
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 3.75% 2050	300	322
City of Kingsport, Industrial Dev. Board, Collateralized Multi Family Housing Bonds (Kings West Apartments Project), Series 2020, 0.35% 2023[2]	1,000	999
County of Knox, Health, Educational and Housing Fac. Board, Collateralized Multi Family Housing Bonds (Covenant Village Project), Series 2020, 0.30% 2023 (put 2022)	625	624
City of Knoxville, Community Dev. Corp., Collateralized Multi Family Housing Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)	1,205	1,189
City of Memphis, Health, Educational and Housing Facs. Board, Collateralized Multi Family Housing Bonds (Tillman Cove Apartments), Series 2020, 0.55% 2024 (put 2024)	3,135	3,087
City of Memphis, Health, Educational and Housing Facs. Board, Collateralized Multi Family Housing Rev. Bonds (Memphis Tower Apartments Project), Series 2020, 0.25% 2023 (put 2022)	625	623
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2021-A, 5.00% 2031	500	622
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2013, 5.00% 2025 (preref. 2023)	685	725
County of Shelby, Health, Educational and Housing Fac. Board, Rev. Bonds (Methodist Le Bonheur Healthcare), Series 2017-A, 5.00% 2022	1,330	1,345
		14,851

Texas 13.92%
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	160	159
Alamo Heights Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021, 4.00% 2027	5,685	6,407
Aldine Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2025	1,335	1,488
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2024	1,000	1,081
Alvin Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2014-B, 0.45% 2036 (put 2023)	1,730	1,718
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2024	215	230
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2025	160	175
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2026	95	105
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2022	325	334
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2023	390	411
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2024	405	436
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2025	425	466
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2026	440	491
Arlington Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2022	1,000	1,002
City of Arlington, Water and Wastewater System Rev. Bonds, Series 2021, 5.00% 2023	1,020	1,077
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)	3,640	3,628
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2022	250	256
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2020-C, 5.00% 2026	1,000	1,170
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2029	595	741
Azle Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2024	1,035	1,117
Barbers Hill Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,735	1,991
Barbers Hill Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2030	660	826
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	1,500	1,567
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2024	1,000	1,081
Birdville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	1,275	1,332
Boerne Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,200	1,413
Brazosport Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	605	606
County of Cameron, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)	1,975	1,953
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	2,060	2,424
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Grand Avenue Flats), Series 2021, 0.29% 2039 (put 2024)	2,305	2,257
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Mission Trail at El Camino Real Apartments), Series 2019, 2.10% 2037 (put 2022)	4,125	4,129
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)	2,760	2,723

24	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Carroll Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019-A, 5.00% 2024	$645	$696
Carroll Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	1,485	1,655
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023	1,135	1,186
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)	735	719
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 4.00% 2023	90	94
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 4.00% 2024	115	123
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 4.00% 2025	160	175
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2025	1,000	1,133
Conroe Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	1,140	1,142
Coppell Independent School Dist., Unlimited Tax School Building Bonds, Series 2014, 4.00% 2044 (preref. 2023)	1,470	1,542
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020, 0% 2022	4,430	4,417
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2013, 5.00% 2025 (preref. 2023)	400	418
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2014-C, 5.00% 2027	2,000	2,161
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-2, 0.28% 2040 (put 2024)	1,670	1,626
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2014-E, 5.00% 2023	1,000	1,030
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Estates at Shiloh), Series 2019, 1.25% 2037 (put 2023)	2,685	2,699
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	1,595	1,589
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	1,630	1,742
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2031	1,100	1,218
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	145	154
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	600	664
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2022	2,160	2,163
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2016-A, 5.00% 2027	1,000	1,114
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2024	300	329
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2025	315	356
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2025	210	237
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	460	468
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,000	1,158
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,000	1,064
Fort Bend Grand Parkway Toll Road Auth., Limited Contract Tax and Toll Road Rev. Ref. Bonds, Series 2021-A, 5.00% 2027	330	389
Fort Bend Grand Parkway Toll Road Auth., Limited Contract Tax and Toll Road Rev. Ref. Bonds, Series 2021-A, 5.00% 2028	880	1,057
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024	870	956
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	9,850	9,482
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	7,290	7,223
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2023	1,750	1,829
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	500	573
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,000	1,177
Friendswood Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 2.00% 2023	700	710
G.O. College Student Loan Bonds, Series 2013-B, AMT, 5.25% 2022	3,155	3,229
G.O. Water Financial Assistance Rev. Ref. Bonds, Series 2021-B, 4.00% 2030	510	556
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	1,275	1,247
City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2024	315	340
Garland Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,000	1,045
Garland Independent School Dist., Unlimited Tax School Building Bonds, Series 2016, 5.00% 2030	600	666
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2027	1,125	1,324

American Funds Tax-Exempt Funds	25

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 0.60% 2035 (put 2026)	$810	$754
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.15% 2049 (put 2022)	1,390	1,386
Hallsville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2025	1,000	1,116
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	440	443
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	2,265	2,265
Harlingen Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024	1,000	1,096
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-A, 5.00% 2026	3,500	4,077
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-2, (SIFMA Municipal Swap Index + 0.57%) 0.63% 2049 (put 2024)[2]	4,000	4,015
County of Harris, Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2019-A, (3-month USD-LIBOR x 0.70 + 0.65%) 0.721% 2046 (put 2024)[2]	1,255	1,258
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	1,075	1,076
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2024	1,325	1,465
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	840	869
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)	3,185	3,154
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	860	858
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	1,495	1,474
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	2,160	2,271
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	800	863
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	2,675	2,904
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051	800	857
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	675	711
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	630	615
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2027	1,000	1,169
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-B, 5.00% 2028 (preref. 2022)	1,000	1,019
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2022	50	51
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2023	50	52
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2024	45	48
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2025	40	44
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	775	767
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2022	500	512
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2025	445	498
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2024	575	627
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2023	550	583
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2026	320	366
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 3.00% 2022	150	150
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	360	372
Houston Independent School Dist., Limited Tax Schoolhouse and Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,000	1,002
Hutto Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	1,000	1,097
Hutto Independent School Dist., Unlimited Tax School Building Bonds, Series 2015, 2.00% 2055 (put 2025)	2,000	2,045
Jacksonville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2025	2,240	2,497
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	955	957
Keller Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2027 (preref. 2025)	1,000	1,114

26	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Keller Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 4.00% 2034 (preref. 2025)	$1,500	$1,627
Kilgore Independent School Dist., Unlimited Tax School Building Bonds, Series 2022, 5.00% 2026	435	496
Lake Travis Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	1,065	1,067
Lamar Consolidated Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2015, 5.00% 2024	2,000	2,160
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,685	1,688
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2022, Assured Guaranty Municipal insured, 5.00% 2032	440	555
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2021-A, 5.00% 2031	185	234
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (Central Power and Light Co. Project), Series 1996, AMT, 0.90% 2030 (put 2023)	1,110	1,104
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	795	777
County of Midland, Public Fac. Corp., Multi Family Housing Rev. Bonds (Palladium at West Francis), Series 2020, 0.35% 2024 (put 2023)	1,500	1,488
Midland Independent School Dist., Unlimited Tax School Building Bonds, Series 2014, 5.00% 2037 (preref. 2023)	1,000	1,045
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2006-A, 5.25% 2023	1,000	1,076
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	1,395	1,587
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022	125	129
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2025	1,480	1,645
City of New Braunfels, Utility System Rev. Ref. Bonds, Series 2021, 5.00% 2023	1,000	1,059
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Galveston I, LLC - Texas A&M University at Galveston Project), Series 2014-A, 4.75% 2046 (preref. 2024)	1,295	1,396
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	535	525
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022	400	410
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	2,000	2,079
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024	675	726
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024 (escrowed to maturity)	325	350
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	2,105	2,258
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	5,000	4,869
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	1,895	1,876
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,105	1,107
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038	3,310	3,452
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2022	1,225	1,227
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2023	1,795	1,874
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,010	1,055
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	450	563
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2023)	6,480	6,591
Round Rock Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,100	1,125
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015-D, 1.125% 2045 (put 2026)	1,760	1,732
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	1,165	1,215
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2015, 5.00% 2026	1,400	1,601
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2020, 5.00% 2026	1,000	1,144
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	745	757
City of San Antonio, General Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2022	635	635
City of San Antonio, Passenger Fac. Charge and Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2024	1,000	1,083
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2022	565	573
San Antonio Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2026	1,925	2,240
Texas City Independent School Dist., Unlimited Tax School Building Rev. Ref. Bonds, Series 2019, 5.00% 2024	1,400	1,537
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	560	585
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	190	205
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B-1, 0.45% 2036 (put 2023)	2,675	2,651
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B-2, 0.26% 2039 (put 2024)	1,645	1,603
Transportation Commission, G.O. Mobility Fund Bonds, Series 2014-B, 0.65% 2041 (put 2026)	5,000	4,810
Transportation Commission, G.O. Mobility Fund Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	1,000	1,084
Transportation Commission, Highway Improvement G.O. Bonds, Series 2014, 5.00% 2029 (preref. 2024)	1,080	1,171

American Funds Tax-Exempt Funds	27

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Travis, Strategic Housing Fin. Corp., Multi Family Housing Rev. Bonds (Yager Flats), Series 2021, 0.46% 2041 (put 2025)	$11,000	$10,715
Trinity River Auth., Regional Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2029	860	1,062
Trinity River Auth., Rev. Ref. Bonds (Tarrant County Water Project), Series 2015, 5.00% 2025	1,005	1,116
Trinity River Public Fac. Corp., Multi Family Housing Rev. Bonds (Cowan Place Apartments), Series 2021, 0.28% 2024 (put 2023)	2,500	2,466
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2023	1,000	1,050
Upper Trinity Regional Water Dist., Treated Water Supply System Rev. Ref. Bonds, Series 2021, BAM insured, 2.00% 2022	750	756
Waco Education Fin. Corp., Rev. Bonds (Baylor University Issue), Series 2012, 5.00% 2043 (preref. 2022)	1,000	1,004
Water Dev. Board, State Revolving Fund Rev. Bonds, Series 2020, 5.00% 2024	750	823
Water Dev. Board, State Revolving Fund Rev. Bonds, Series 2019, 5.00% 2028	1,000	1,218
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2016, 5.00% 2022	2,000	2,019
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2019-A, 5.00% 2024	1,990	2,199
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2017-A, 5.00% 2027	1,300	1,539
		257,979

Utah 0.50%
Jordan Valley Water Conservancy Dist., Water Rev. and Rev. Ref. Bonds, Series 2021-A, 5.00% 2023	1,100	1,176
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2026	2,250	2,571
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2029	1,500	1,805
County of Salt Lake, Board of Education, G.O. Rev. Ref. Bonds (Utah School Bond Guaranty Act), Series 2021, 5.00% 2024	2,140	2,335
Transit Auth., Sales Tax Rev. and Rev. Ref. Bonds, Series 2012, 5.00% 2026 (preref. 2022)	1,195	1,215
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023	95	101
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2024	90	98
		9,301

Vermont 0.03%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2014-A, AMT, 4.00% 2044	175	184
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050	315	337
		521

Virginia 2.48%
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2025	870	979
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2033 (preref. 2023)	3,735	3,878
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2034 (preref. 2023)	1,950	2,025
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2022	150	152
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)	7,500	7,401
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Oakwood North Four Project), Series 2021, 0.41% 2025 (put 2024)	5,000	4,919
County of Halifax, Industrial Dev. Auth., Recovery Zone Fac. Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 0.45% 2041 (put 2022)	1,700	1,700
City of Hopewell, Redev. And Housing Auth., Multi Family Housing Rev. Bonds (Hopewell Heights Apartments), Series 2021-A, 0.49% 2024 (put 2023)	815	806
County of Loudoun, Econ. Dev. Auth., Public Fac. Rev. and Rev. Ref. Bonds (Loudoun County Public Facs. Project), Series 2021-A, 5.00% 2022	2,245	2,327
County of Loudoun, Econ. Dev. Auth., Public Fac. Rev. and Rev. Ref. Bonds (Loudoun County Public Facs. Project), Series 2021-A, 5.00% 2023	2,375	2,548
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 4.00% 2027	850	952
City of Norfolk, G.O. Capital Improvement Bonds, Series 2019, 5.00% 2044 (preref. 2028)	1,000	1,218
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 3.00% 2022	50	51

28	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 3.00% 2023	$30	$31
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 3.00% 2025	230	244
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 3.00% 2026	235	251
Small Business Fncg. Auth., Rev. Bonds (95 Express Lanes LLC Project), Series 2017, AMT, 5.00% 2034	2,000	2,003
Small Business Fncg. Auth., Rev. Bonds (95 Express Lanes LLC Project), Series 2019, AMT, 5.00% 2049	4,500	4,507
Small Business Fncg. Auth., Rev. Bonds (95 Express Lanes LLC Project), Series 2012, AMT, 5.00% 2034	1,590	1,592
Small Business Fncg. Auth., Rev. Bonds (95 Express Lanes LLC Project), Series 2012, AMT, 5.00% 2040	5,900	5,909
Small Business Fncg. Auth., Rev. Bonds (Elizabeth River Crossings Opco, LLC Project), Series 2012, AMT, 5.50% 2042	2,500	2,546
		46,039

Washington 2.41%
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2028	1,015	1,242
Central Puget Sound Regional Transit Auth., Sales Tax Improvement Green Bonds, Series 2015-S-2B, (SIFMA Municipal Swap Index + 0.45%) 0.51% 2045 (put 2023)[2]	2,150	2,157
Econ. Dev. Fin. Auth., Environmental Facs. Rev. Green Bonds (Mura Cascade ELP, LLC Project), Series 2021, AMT, 0.33% 2041 (put 2022)[3]	2,005	1,999
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 3), Series 2018-C, 5.00% 2023	2,860	3,032
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 3), Series 2018-C, 5.00% 2026	2,465	2,856
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 3), Series 2016-A, 5.00% 2026	1,075	1,246
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)	690	682
G.O. Bonds, Series 2012-D, 5.00% 2026 (preref. 2022)	1,190	1,190
G.O. Bonds, Series 2012-D, 5.00% 2033 (preref. 2022)	2,000	2,000
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022	75	77
Health Care Facs. Auth., Rev. Bonds (Catholic Health Initiatives), Series 2013-A, 5.25% 2040 (preref. 2023)	2,655	2,765
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-B, 4.00% 2042 (put 2030)	2,000	2,338
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	415	412
Housing Fin. Commission, Multi Family Housing Rev. Bonds (HopeSource III Portfolio Projects), Series 2022, 1.25% 2025 (put 2024)	2,210	2,212
Housing Fin. Commission, Single Family Program Bonds, Series 2014-2A-R, AMT, 3.50% 2044	335	342
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047	400	419
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	3,585	3,828
Housing Fin. Commission, Single Family Program Bonds, Series 2020-2-N, 3.00% 2050	305	320
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 4.00% 2050	1,405	1,517
Housing Fin. Commission, Single Family Program Bonds, Series 2021-2-N, 3.00% 2051	260	273
Motor Vehicle Fuel Tax G.O. Bonds, Series 2014-E, 5.25% 2022	3,125	3,125
Motor Vehicle Fuel Tax G.O. Bonds, Series 2019-D, 5.00% 2026	3,000	3,470
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	610	596
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	135	135
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.31% 2045 (put 2026)[2]	1,090	1,099
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.55% 2046 (put 2023)[2]	2,250	2,257
Port of Seattle, Rev. Bonds, Series 2019, AMT, 5.00% 2022	1,000	1,007
Port of Seattle, Rev. Bonds, Series 2019, AMT, 5.00% 2023	1,000	1,048
Port of Seattle, Rev. Ref. Bonds, Series 2012-B, AMT, 5.00% 2022	1,000	1,022
		44,666

American Funds Tax-Exempt Funds	29

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
West Virginia 0.21%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2011-A, AMT, 1.00% 2041 (put 2025)	$1,310	$1,288
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	595	594
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Parkland Place / Chapmanville Towers), Series 2021, 0.28% 2024 (put 2023)	2,000	1,985
		3,867

Wisconsin 1.80%
G.O. Bonds, Series 2013-A, 5.00% 2025 (preref. 2022)	5,000	5,058
G.O. Bonds, Series 2015-A, 5.00% 2031 (preref. 2023)	5,000	5,265
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-B, 5.00% 2038 (put 2023)	2,700	2,795
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.61% 2054 (put 2023)[2]	2,330	2,335
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2013-B, 5.00% 2024 (preref. 2023)	1,015	1,074
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[3]	4,000	4,469
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2015-A, AMT, 4.00% 2045	100	103
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2016-A, AMT, 3.50% 2046	805	831
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	860	905
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	675	709
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	2,435	2,592
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-C, 3.00% 2052	820	865
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	280	294
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	230	227
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	290	284
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-C, 0.81% 2052 (put 2025)	1,000	979
Public Fin. Auth., Retirement Facs. First Mortgage Rev. and Rev. Ref. Bonds (The United Methodist Retirement Homes), Series 2021-A, 4.00% 2025	60	66
Public Fin. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-C, 4.00% 2041 (put 2030)	1,045	1,222
Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2016-A-3, AMT, 1.10% 2029 (put 2026)	2,380	2,347
Transportation Rev. Bonds, Series 2012-1, 5.00% 2024 (preref. 2022)	1,000	1,019
		33,439

Wyoming 0.39%
Community Dev. Auth., Housing Rev. Bonds, Series 2015-3, 3.00% 2044	105	107
Community Dev. Auth., Housing Rev. Bonds, Series 2015-6, 4.00% 2045	460	474
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050	4,240	4,442
Community Dev. Auth., Housing Rev. Bonds, Series 2021-3, 3.00% 2050	835	874
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	1,185	1,281
		7,178

Total bonds, notes & other debt instruments (cost: $1,545,825,000)		1,533,353

Short-term securities 17.57%
Municipals 17.57%
Freddie Mac, Multi Family Mortgage Certs., Series 2019-M-055, 0.27% 2028[2,3]	2,000	2,000
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.11% 2048[2]	1,000	1,000
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-B, 0.08% 2035[2]	2,000	2,000
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.08% 2035[2]	500	500
State of California, G.O. Bonds, Series 2020, 0.03% 2048[2]	7,300	7,300
State of California, IAM Commercial Paper, Series 2021-A-6, 0.11% 2/2/2022	5,000	5,000
State of California, Infrastructure and Econ. Dev. Bank, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.20% 2050 (put 2022)[3,4]	3,990	3,990

30	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, Infrastructure and Econ. Dev. Bank, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.85% 2050 (put 2023)[3,4]	$4,000	$3,997
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	325	320
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-1, 0.08% 2035[2]	2,500	2,500
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.07% 2050[2]	3,900	3,900
State of California, City of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	9,000	9,129
State of California, County of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/30/2022	7,500	7,612
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Bonds, Series 2017-C, 0.20% 2047 (put 2024)[2,4]	2,440	2,441
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.375% 2051 (put 2022)[4]	2,535	2,533
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2017-A-2, AMT, 0.25% 2042 (put 2022)[3,4]	1,640	1,640
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	5,000	5,034
State of Colorado, Education Loan Program, Tax and Rev. Anticipation Notes, Series 2021-B, 1.00% 6/29/2022	5,000	5,014
District of Columbia, Housing Fin. Agcy., Collateralized Multi Family Housing Mortgage Rev. Bonds (Liberty Place Apartments Project), Series 2021, 0.25% 2/1/2022[3]	515	515
State of Florida, Fin. Auth., Econ. Dev. Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.22% 2034 (put 2022)[4]	5,000	5,000
State of Florida, City of Gainesville, Utilities System Rev. Bonds, Series 2019-C, 0.11% 2047[2]	1,900	1,900
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Charles Hight Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	380	380
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Park Homes Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	410	410
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	7,000	7,076
State of Illinois, City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 6/1/2022	850	862
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.11% 2044[2]	1,000	1,000
State of Illinois, G.O. Rev. Ref. Bonds, Series 2021-C, 4.00% 3/1/2022	1,000	1,003
State of Indiana, Dev. Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 0.40% 2031 (put 2022)[4]	660	659
State of Indiana, Fin. Auth., Environmental Improvement Rev. Bonds (Fulcrum Centerpoint, LLC Project), Series 2021, AMT, 0.28% 2045 (Put 2022)[4]	2,000	1,994
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.08% 2039[2]	30,000	30,000
State of Kentucky, Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 3/1/2022	4,500	4,516
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2010-A, 0.11% 2035[2]	8,100	8,100
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2007, 0.10% 2042[2]	2,900	2,900
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008, 0.10% 2043[2]	7,230	7,230
State of Maryland, County of Montgomery, Rev. Bonds (Trinity Health Credit Group), Series 2013, 0.12% 2041 (put 2022)[4]	13,135	13,134
State of Massachusetts, Housing Fin. Agcy., Single Family Housing Notes, Series 2021, 0.25% 12/1/2022	1,385	1,381
State of Michigan, Board of Trustees of Michigan State University, IAM Commercial Paper, Series 2022-G, 0.11% 2/4/2022	2,910	2,910
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.11% 2042[2]	3,200	3,200
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2008-A, 0.10% 2038[2]	1,150	1,150
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.07% 2042[2]	5,950	5,950
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.05% 2038[2]	5,000	5,000
State of Minnesota, City of Shakopee, Multi Family Housing Rev. Bonds (Shakopee Village Apartments Project), Series 2021, 0.25% 2024 (put 2022)[4]	335	335
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-G, 0.10% 2035[2]	2,715	2,715
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2003-B, 0.10% 2033[2]	9,500	9,500
State of Nevada, Housing Division, Single Family Mortgage Rev. Bonds, Series 2021-D, 0.25% 12/1/2022	1,395	1,389
State of New Jersey, County of Union, Pollution Control Fncg. Auth., Pollution Control Rev. Ref. Bonds (Exxon Project), Series 1994, 0.11% 2033[2]	1,500	1,500

American Funds Tax-Exempt Funds	31

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.09% 2039[2]	$7,300	$7,300
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	680	680
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2019-D-1, 5.00% 9/1/2022	1,025	1,051
State of New York, Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.25% 4/1/2022	445	445
State of New York, New York City G.O. Bonds, Series 2005-E-3, 0.06% 2034[2]	280	280
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[2]	1,705	1,705
State of New York, New York City G.O. Bonds, Series 2021-3, 0.13% 2042[2]	1,295	1,295
State of New York, New York City G.O. Bonds, Series 2016-A-5, 0.12% 2044[2]	1,200	1,200
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2012-A-2, 0.10% 2044[2]	7,390	7,390
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.11% 2048[2]	9,000	9,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-1, 0.12% 2050[2]	1,500	1,500
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-4, 0.11% 2045[2]	6,300	6,300
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-E-4, 0.12% 2045[2]	6,955	6,955
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-3, 0.12% 2045[2]	6,520	6,520
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.10% 2039[2]	5,525	5,525
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.10% 2052[2]	8,450	8,450
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2019-A, AMT, 0.25% 2034 (put 2022)[4]	640	640
State of South Carolina, Housing Fin. and Dev. Auth., Multi Family Housing Rev. Bonds (James Lewis, Jr. Eastside Apartments), Series 2021-B, 0.30% 2024 (put 2024)[4]	2,175	2,135
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.10% 2048[2]	7,500	7,500
State of Tennessee, City of Clarksville, Public Building Auth., Pooled Fncg. Rev. Bonds, Series 2003, Bank of America LOC, 0.12% 2033[2]	2,320	2,320
State of Tennessee, Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2021-3-B, 0.25% 7/1/2022	2,290	2,287
State of Texas, County of Alachua, Health Facs. Auth., IAM Commercial Paper, Series 2019-B-1, 0.11% 2/3/2022	5,000	5,000
State of Texas, Deer Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 0.16% 2042 (put 2022)[4]	2,260	2,254
State of Texas, Frenship Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2/15/2022	755	756
State of Texas, City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2/15/2022	870	871
State of Texas, Gulf Coast Waste Disposal Auth., Environmental Facs. Rev. Bonds (Exxon Project), Series 2002, AMT, 0.13% 2025[2]	2,760	2,760
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.07% 2034[2]	10,000	10,000
State of Texas, County of Jefferson, Port Arthur Navigation Dist., Pollution Control Rev. Ref. Bonds (Texaco, Inc. Project), Series 1994, 0.11% 2024[2]	3,500	3,500
State of Texas, Lone Star College System, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2/15/2022	170	170
State of Texas, Lone Star College System, Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2/15/2022	315	316
State of Texas, City of Mesquite, Waterworks and Sewer System Rev. Bonds, Series 2021, 4.00% 3/1/2022	485	486
State of Texas, Mission Econ. Dev. Corp., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2020-B, AMT, 0.18% 2040 (put 2022)[4]	5,000	4,999
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]	310	310
State of Texas, Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2/15/2022	840	841
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A-2, 0.12% 2/17/2022	6,000	6,000
State of Texas, Board of Regents of the University of Texas System, Revs. IAM Commercial Paper, Series 2021-A, 0.13% 2/10/2022	5,000	5,000
State of Utah, Provo City School Dist., G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 6/15/2022	870	885
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.11% 2036[2]	4,600	4,600

32	American Funds Tax-Exempt Funds

American Funds Short-Term Tax-Exempt Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Virginia, Small Business Fncg. Auth., Demand Rev. Ref. Bonds (Virginia State University Real Estate Foundation), Series 2008, Bank of America LOC, 0.12% 2030[2]	$6,345	$6,345
State of Wisconsin, Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2017-A-2, AMT, 0.18% 2025 (put 2022)[4]	1,165	1,165
State of Wyoming, County of Uinta, Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 1992, 0.11% 12/1/2022[2]	1,150	1,150

Total short-term securities (cost: $325,602,000)		325,505
Total investment securities 100.32% (cost: $1,871,427,000)		1,858,858
Other assets less liabilities (0.32%)		(5,929)

Net assets 100.00%		$1,852,929

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	Value and unrealized appreciation at 1/31/2022 (000)
2 Year U.S. Treasury Note Futures	Short	213	March 2022	(46,148)	$53
5 Year U.S. Treasury Note Futures	Short	286	March 2022	(34,092)	240
10 Year Ultra U.S. Treasury Note Futures	Long	62	March 2022	8,855	58
					$351

[1]	Step bond; coupon rate may change at a later date.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $21,715,000, which represented 1.17% of the net assets of the fund.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Assn. = Association

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Assn.

USD/$ = U.S. dollars

See notes to financial statements.

American Funds Tax-Exempt Funds	33

Limited Term Tax-Exempt Bond Fund of America	unaudited
Investment portfolio January 31, 2022

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated” category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies.

Bonds, notes & other debt instruments 84.15%	Principal amount (000)	Value (000)
Alabama 1.08%
Black Belt Energy Gas Dist., Gas Project Rev. Bonds (Project No. 6), Series 2021-B, 4.00% 2052 (put 2026)	$4,500	$4,949
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2022	1,700	1,719
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 4), Series 2019-A, 4.00% 2023	1,750	1,817
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	5,575	6,138
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	12,625	12,755
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2021-A, 4.00% 2051 (put 2023)	12,570	14,472
Housing Fin. Auth., Multi Family Housing Rev. Bonds (Capstone at Kinsey Cove Project), Series 2020-A, 0.35% 2023 (put 2023)	5,675	5,647
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2025	3,000	3,392
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2026	1,000	1,160
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2027	2,000	2,344
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2016, 5.00% 2023	1,125	1,167
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 1), Series 2021-A, 4.00% 2051 (put 2028)	15,485	17,282
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	6,705	7,677
		80,519

Alaska 0.53%
Housing Fin. Corp., Collateralized Bonds (Veterans Mortgage Program), Series 2019, 4.00% 2048	8,130	8,678
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044	21,100	22,308
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	1,400	1,454
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2032 (preref. 2023)	2,700	2,900
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2033 (preref. 2023)	3,665	3,936
		39,276

Arizona 1.00%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	2,580	3,102
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	3,190	3,918
Agricultural Improvement and Power Dist., Electric System Rev. Ref. Bonds (Salt River Project), Series 2016-A, 5.00% 2026	1,540	1,763
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2033	620	778
Bullhead City, Excise Taxes Rev. Obligations, Series 2021-2, 1.30% 2028	485	459
Bullhead City, Excise Taxes Rev. Obligations, Series 2021-2, 1.65% 2030	825	775
Bullhead City, Excise Taxes Rev. Obligations, Series 2021-2, 1.70% 2031	450	420
County of Coconino, Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-A, AMT, 1.875% 2032 (put 2023)	3,300	3,332

34	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
City of Glendale, Industrial Dev. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.125% 2033	$2,275	$2,104
City of Glendale, Water and Sewer Rev. Ref. Obligations, Series 2020, 5.00% 2030	1,030	1,297
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2027	1,125	1,328
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2028	1,175	1,409
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2031	1,050	1,251
Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2021-A, 5.00% 2028	120	143
Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2021-A, 5.00% 2030	130	160
Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2021-A, 5.00% 2031	125	156
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2029	1,355	1,649
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2030	1,045	1,294
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2031	1,175	1,478
Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Las Terrazas Apartments Project), Series 2022-A, 1.25% 2025 (put 2024)	4,075	4,081
Industrial Dev. Auth., Municipal Certs., Series 2019-2, Class A, 3.625% 2033	2,403	2,582
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	1,515	1,644
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2024	1,485	1,598
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,640	1,834
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2025	1,610	1,787
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2026	1,560	1,805
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2026	1,500	1,724
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2026	1,350	1,572
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2029	1,000	1,231
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2029	1,000	1,225
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2025	400	445
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2026	500	570
Industrial Dev. Auth., Student Housing Rev. Bonds (Provident Group - NCCU Properties LLC - North Carolina Central University Project), Series 2019-A, BAM insured, 5.00% 2027	400	466
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2024 (preref. 2023)[1]	955	1,005
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2025 (preref. 2023)[1]	770	810
County of Maricopa, Certs. of Part., Series 2020, 5.00% 2022	2,425	2,470
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-C, 5.00% 2048 (put 2024)	2,000	2,196
County of Maricopa, Special Health Care Dist., G.O. Bonds, Series 2021-D, 5.00% 2027	2,000	2,366
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2031	4,505	5,438
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2028	2,000	2,309
City of Phoenix, Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024	1,065	1,165
County of Pima, Industrial Dev. Auth., Rev. Bonds (Tucson Medical Center), Series 2021-A, 5.00% 2031	765	968
County of Pima, Industrial Dev. Auth., Rev. Bonds (Tucson Medical Center), Series 2021-A, 5.00% 2032	1,000	1,261
County of Pima, Sewer System Rev. Obligations, Series 2020-B, 5.00% 2030	1,000	1,261
Regional Public Transportation Auth., Transportation Excise Tax Rev. Ref. Bonds (Maricopa County Public Transportation Fund), Series 2019, 5.00% 2025	1,540	1,738
County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.30% 2027	2,625	2,587
		74,954

Arkansas 0.01%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.61% 2044 (put 2022)[2]	1,000	1,000

California 5.46%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2001-A, (SIFMA Municipal Swap Index + 1.25%) 1.31% 2036 (put 2027)[2]	2,000	2,087
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.96% 2045 (put 2023)[2]	11,620	11,670

American Funds Tax-Exempt Funds	35

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-A-1, (SIFMA Municipal Swap Index + 0.90%) 0.96% 2045 (put 2023)[2]	$100	$100
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.96% 2047 (put 2023)[2]	3,500	3,515
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-D, (SIFMA Municipal Swap Index + 0.30%) 0.36% 2056 (put 2027)[2]	7,320	7,324
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.51% 2056 (put 2026)[2]	4,170	4,201
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-A, 2.00% 2056 (put 2028)	3,000	3,058
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	1,940	1,861
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2023	720	733
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2024	720	737
Community Choice Fncg. Auth., Clean Energy Project Rev. Green Bonds, Series 2021-B-1, 4.00% 2052 (put 2031)	22,415	25,780
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2026	750	862
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2027	600	707
County of Contra Costa, West Contra Costa Healthcare Dist., Rev. Ref. Bonds, Series 2021, 5.00% 2029	750	912
County of Contra Costa, West Contra Costa Healthcare Dist., Rev. Ref. Bonds, Series 2021, 5.00% 2031	800	1,009
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024	1,550	1,624
Educational Facs. Auth., Rev. Bonds (University of Southern California), Series 2009-C, 5.25% 2024 (escrowed to maturity)	640	710
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,096
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2022	525	538
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2027	375	421
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2029	290	331
Fresno Unified School Dist., G.O. Bonds, 2010 Election, Series 2013-C, 5.50% 2046	10,200	10,914
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023	1,000	1,019
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024	465	476
G.O. Bonds, Series 2021, 5.00% 2027	3,000	3,574
G.O. Bonds, Series 2020, 5.00% 2029	1,660	2,068
G.O. Bonds, Series 2021, 5.00% 2031	240	275
G.O. Bonds, Series 2021, 5.00% 2032	200	229
G.O. Bonds, Series 2021, 5.00% 2034	200	229
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023	12,630	13,446
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2027	11,420	13,654
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2027	5,000	5,956
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	9,500	11,554
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2030	540	687
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2017-A-1, 5.00% 2029 (preref. 2027)	2,500	2,963
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2025 (escrowed to maturity)	5,000	4,795
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026 (escrowed to maturity)	3,850	3,627
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)	2,250	2,324
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	1,380	1,425
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Adventist Health System/West), Series 2016-A, 4.00% 2026	1,500	1,663
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-C, 5.00% 2034 (put 2022)	5,595	5,773
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	8,275	9,001
Housing Fin. Agcy., Municipal Certs., Series 2021-A-3, 3.25% 2036	4,747	5,074
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.26% 2037 (put 2022)[2]	5,500	5,504
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.76% 2050 (put 2026)[2]	3,095	3,128
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2025	1,875	2,110
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013-A, 5.00% 2022	1,000	1,025
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2024	705	772
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2026	485	538
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2026	3,590	3,996
City of Long Beach, Harbor Rev. Ref. Bonds, Series 2020-B, AMT, 4.00% 2022	5,000	5,050

36	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2028	$1,255	$1,495
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2029	1,400	1,693
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2031	2,370	2,945
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2032	1,580	1,955
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2027	1,250	1,429
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2022-A, AMT, 5.00% 2028	3,405	4,055
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2023	3,000	3,173
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2024	1,500	1,635
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Cantamar Villas), Series 2021-D-1, 0.30% 2025 (put 2024)	720	707
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	715	712
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2023	910	961
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-C, 5.00% 2029	1,350	1,673
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 5.00% 2033	5,930	7,477
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2029	400	448
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2030	625	700
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2017-E, 0.20% 2037 (put 2024)[2]	12,285	12,288
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2009-A, 1.30% 2039 (put 2025)[3]	1,450	1,453
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2023)	10,935	10,895
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2026	400	458
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2028	400	478
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2029	400	487
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside II, LLC - UCR Student Housing Project), Series 2019, 5.00% 2029	855	1,037
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2023	2,190	2,328
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2025	2,040	2,304
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,810	2,089
Port of Oakland, Rev. Ref. Bonds, Series 2012-P, AMT, 5.00% 2023 (preref. 2022)	2,750	2,781
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	4,560	5,610
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	2,230	2,717
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2028	300	357
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2029	835	1,008
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2030	1,315	1,614
Ontario International Airport Auth., Ontario International Airport Rev. Bonds, Series 2021-B, AMT, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,243
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2007-A, National insured, 0% 2026	3,485	3,186
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2024	335	359
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2025	345	375
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2026	370	409
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2027	355	399
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2028	320	364
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2027	1,200	1,413
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2028	1,000	1,202
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2029	1,000	1,227

American Funds Tax-Exempt Funds	37

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-B, 5.00% 2030	$1,280	$1,599
Public Works Board, Lease Rev. Green Bonds (Dept. of General Services, Sacramento Region New Natural Resources Headquarters), Series 2021-C, 5.00% 2032	2,000	2,559
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2028	14,965	18,040
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2027	835	949
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2028	405	460
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2029	2,250	2,497
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	1,035	1,149
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2027	1,500	1,696
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2028	1,455	1,724
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2029	185	216
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2030	160	189
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	11,510	11,856
County of San Diego, Water Auth., Water Rev. Ref. Bonds, Series 2013-A, 5.00% 2034 (preref. 2022)	1,000	1,033
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-B, 5.00% 2030	1,520	1,931
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2021-A-2, AMT, 5.00% 2032	5,710	7,059
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023	4,435	4,691
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	1,000	1,022
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2029	570	682
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, AMT, BAM insured, 5.00% 2030	1,550	1,886
City of San Jose, Fncg. Auth., Lease Rev. Ref. Bonds (Civic Center Project), Series 2013-A, 5.00% 2033 (preref. 2023)	1,800	1,900
San Mateo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006-A, National insured, 0% 2027	1,500	1,379
City of Santa Fe Springs, Community Dev. Commission, Consolidated Redev. Project, Tax Allocation Bonds, Capital Appreciation Bonds, Series 2006-A, National insured, 0% 2023	4,455	4,370
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023	615	651
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024	180	197
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2028	230	280
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023	4,330	4,585
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)	6,645	6,607
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	1,150	1,148
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	2,510	2,587
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2013-A, 5.00% 2023 (preref. 2022)	560	587
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2025	2,585	2,911
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	400	401
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2026	4,000	4,006
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B), Series 2021, BAM insured, 5.00% 2030	4,145	5,129
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-B-1, 0.45% 2030	105	103
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2030	1,820	2,254
Regents of the University of California, G.O. Rev. Bonds, Series 2013-AK, 5.00% 2048 (put 2023)	7,000	7,383
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026	1,865	2,148
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2029	2,000	2,468

38	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2027	$1,750	$2,041
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2027	650	765
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2028	230	273
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2017-CQ, 4.00% 2047	850	899
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	5,755	6,139
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	3,630	3,801
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2015-CM, AMT, 2.45% 2031	230	232
		407,746

Colorado 1.90%
Certs. of Part., Series 2021-A, 5.00% 2028	3,715	4,545
Certs. of Part., Series 2021-A, 5.00% 2029	2,745	3,426
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,000	1,252
City and County of Denver, Board of Water Commissioners, Water Rev. Bonds, Series 2021-A, 5.00% 2031	2,590	3,388
City and County of Denver, Denver Convention Center Hotel Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2029	6,500	7,401
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2026	15,000	17,308
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2017-A, AMT, 5.00% 2027	2,000	2,356
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2017-A, AMT, 5.00% 2028	2,470	2,911
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, AMT, 5.00% 2032	10,000	11,899
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	1,400	1,495
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2024	1,080	1,188
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2025	3,835	4,334
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2022	4,000	4,124
E-470 Public Highway Auth., Rev. Bonds, Series 2020-A, 5.00% 2026	750	869
E-470 Public Highway Auth., Rev. Bonds, Series 2020-A, 5.00% 2027	500	593
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	2,750	2,748
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2004-A, National insured, 0% 2028	3,000	2,636
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2022 (escrowed to maturity)	1,500	1,523
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2024 (escrowed to maturity)	1,000	1,092
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2025 (escrowed to maturity)	1,000	1,123
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2026 (escrowed to maturity)	615	708
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2029	3,455	3,891
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2029	1,750	2,057
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-C, 5.00% 2036 (put 2023)	2,100	2,265
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-B, 5.00% 2048 (put 2025)	5,505	6,250
Health Facs. Auth., Hospital Rev. Ref. Bonds (Valley View Hospital Assn. Project), Series 2018, 2.80% 2042 (put 2023)	1,700	1,726
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-C, Class I, 4.00% 2048	1,745	1,846
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	4,245	4,550
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-E, Class I, 4.25% 2049	8,670	9,327
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	3,155	3,358
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-H, Class I, 3.00% 2051	6,240	6,552
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-B, Class I, 3.00% 2051	2,940	3,082
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-E, Class I, 3.00% 2051	1,085	1,136
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-L, Class I, 3.25% 2051	12,745	13,556
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.125% 2023	1,365	1,455
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029	630	759
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029	360	437

American Funds Tax-Exempt Funds	39

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030	$950	$1,164
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030	315	389
Regents of the University of Colorado, University Enterprise Rev. Ref. Bonds, Series 2021-C-3-B, 2.00% 2051 (put 2026)	1,295	1,312
		142,031

Connecticut 1.53%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)	1,290	1,287
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 5.00% 2029	420	518
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 5.00% 2030	1,000	1,254
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 5.00% 2031	1,000	1,273
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 5.00% 2032	1,000	1,265
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 5.00% 2033	435	549
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2024	1,645	1,788
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2025	1,450	1,621
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 5.00% 2031	2,790	3,421
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 5.00% 2032	2,750	3,410
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.25% 2037 (put 2024)	2,445	2,395
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2017-A-2, 5.00% 2042 (put 2022)	1,795	1,829
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	25,355	25,457
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2010-A-3, 0.25% 2049 (put 2024)	5,970	5,850
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-D, 5.00% 2023	440	470
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-D, 5.00% 2024	400	439
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2025	695	782
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-D, 5.00% 2025	250	281
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2026	470	541
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2027	250	293
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2028	345	410
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-F-2, AMT, 3.50% 2039	1,475	1,526
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-B-2, AMT, 3.50% 2039	955	988
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-2, AMT, 4.00% 2041	1,740	1,835
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-F-1, 3.50% 2043	620	655
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044	245	252
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-A-1, 3.50% 2045	925	986
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-C-1, 4.00% 2045	5,270	5,629
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-A-1, 4.00% 2045	3,955	4,221
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	1,085	1,125
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.50% 2046	4,200	4,356
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	2,595	2,734
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	1,445	1,523
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047	860	906
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-D-1, 4.00% 2049	5,705	6,195
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	1,940	1,992
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-C-1, 3.50% 2045	670	691
Special Tax Obligation Transportation Infrastructure Bonds, Series 2021-D, 5.00% 2033	2,000	2,558
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2015-A, 0.375% 2035 (put 2024)	21,095	20,687
		113,992

Delaware 0.24%
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2040 (put 2025)	4,437	4,374
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2045 (put 2025)	2,560	2,524
G.O. Bonds, Series 2021, 5.00% 2031	8,745	11,263
		18,161

40	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
District of Columbia 1.48%
G.O. Bonds, Series 2021-D, 5.00% 2030	$2,200	$2,769
G.O. Rev. Ref. Bonds, Series 2021-E, 5.00% 2029	2,120	2,616
G.O. Rev. Ref. Bonds, Series 2021-E, 5.00% 2030	1,640	2,064
Hospital Rev. Ref. Bonds (Children’s Hospital Obligated Group Issue), Series 2015, 5.00% 2027	1,500	1,701
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (218 Vine Street Apartments Project), Series 2020, 0.30% 2040 (put 2023)	2,500	2,481
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (Kenilworth 166 Apartments Project), Series 2021, 1.25% 2025 (put 2024)	20,865	20,705
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Providence Place Apartments Project), Series 2019-B, 1.25% 2023 (put 2022)	2,015	2,016
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2028	1,500	1,821
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2029	1,000	1,240
Income Tax Secured Rev. Bonds, Series 2020-A, 5.00% 2032	3,500	4,385
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2033	2,785	3,501
Metropolitan Area Transit Auth., Dedicated Rev. Green Bonds, Series 2021-A, 5.00% 2029	3,855	4,787
Metropolitan Area Transit Auth., Gross Rev. Ref. Transit Rev. Bonds, Series 2017-A-2, 5.00% 2033	1,000	1,171
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2018-A, AMT, 5.00% 2027	2,000	2,350
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2028	7,520	9,004
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2030	2,500	3,081
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2022	805	829
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2023	2,000	2,134
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2023	1,750	1,867
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2024	2,000	2,188
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2027	3,965	4,660
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2015-B, AMT, 5.00% 2027	1,000	1,125
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2028	1,945	2,329
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2029	2,530	3,073
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2030	5,500	6,778
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2031	4,270	5,241
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2033	4,000	4,902
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	4,900	5,811
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2028	1,250	1,475
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2028	310	374
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	400	492
Water and Sewer Auth., Public Utility Rev. Bonds, Series 1998, Assured Guaranty Municipal insured, 5.50% 2028	1,175	1,395
		110,365

Florida 4.60%
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2021, 4.00% 2022	65	66
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2021, 4.00% 2023	85	89
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2023	1,100	1,154
County of Brevard, Health Facs. Auth., Rev. Ref. Bonds (Health First, Inc. Project), Series 2014, 5.00% 2033	870	937
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)	1,230	1,224
County of Broward, Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2026	2,500	2,875
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2028	1,500	1,796
County of Broward, Airport System Rev. Bonds, Series 2019-B, AMT, 5.00% 2029	5,000	6,074
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2029	1,200	1,458
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 5.00% 2030	2,150	2,615
County of Broward, Airport System Rev. Ref. Bonds, Series 2012-P-1, AMT, 5.00% 2024	5,045	5,184
County of Broward, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Solaris Apartments), Series 2021-B, 0.70% 2025 (put 2024)	980	965
School Board of Broward County, Certs. of Part., Series 2012-A, 5.00% 2025 (preref. 2022)	1,000	1,019
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.125% 2022	1,060	1,070
Central Florida Expressway Auth., Rev. Bonds, Series 2021-D, 5.00% 2029	685	847

American Funds Tax-Exempt Funds	41

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Central Florida Expressway Auth., Rev. Bonds, Series 2019-B, 5.00% 2030	$1,425	$1,763
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	1,555	1,579
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2026	350	387
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2027	240	265
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2028	445	490
County of Collier, Water-Sewer Dist., Water and Sewer Rev. Bonds, Series 2021, 5.00% 2030	2,010	2,547
City of Daytona Beach, Housing Auth., Multi Family Housing Rev. Bonds (The WM at the River Project), Series 2021-B, 1.25% 2025 (put 2024)	5,560	5,535
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 5.00% 2033	1,310	1,611
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 5.00% 2034	2,180	2,671
Dev. Fin. Corp., Rev. Bonds (Brightline Florida Passenger Rail Expansion Project), Series 2021-A, AMT, 0.30% 2056 (put 2022)	8,260	8,253
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2021-B, 5.00% 2022	4,000	4,061
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023	1,095	1,156
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2022-A, 5.00% 2025	2,858	3,207
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2022-A, 5.00% 2026	2,500	2,883
Florida Keys Aqueduct Auth., Water Rev. Bonds, Series 2021-B, 5.00% 2025	3,680	4,168
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2024	4,000	4,377
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2025	8,000	8,976
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2019-A, AMT, 5.00% 2028	15,000	17,959
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2015-A, AMT, 5.00% 2030	2,000	2,176
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2015-A, AMT, 5.00% 2032	1,990	2,162
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2015-1, 4.00% 2047	380	394
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2016-2, 4.00% 2047	360	376
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	7,735	8,116
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050	7,970	8,540
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-2, 3.00% 2051	1,550	1,623
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	3,345	3,557
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-1, 3.00% 2052	8,600	9,003
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	8,390	8,815
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	665	679
Housing Fin. Corp., Multi Family Mortgage Rev. Bonds (Valencia Park Apartments), Series 2021-A, FHA insured, 0.25% 2023 (put 2022)	5,485	5,463
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2028	1,500	1,793
JEA, Electric System Rev. Bonds, Series 2020-A-3, 5.00% 2030	3,610	4,496
JEA, Electric System Rev. Bonds, Series 2021-A-3, 5.00% 2033	5,825	7,439
JEA, Electric System Rev. Bonds, Series 2020-A-3, 5.00% 2033	915	1,138
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2033	550	689
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2034	2,700	3,376
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2034	1,500	1,875
County of Lee, Airport Rev. Bonds, Series 2021-B, AMT, 5.00% 2030	4,985	6,121
County of Lee, Airport Rev. Bonds, Series 2021-B, AMT, 5.00% 2031	1,875	2,339
County of Lee, Airport Rev. Bonds, Series 2021-B, AMT, 5.00% 2032	3,605	4,483
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2022	160	164
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2023	170	179
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2024	195	210
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2027	245	277
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2028	300	343
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2029	370	421
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2030	460	519
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2031	560	629

42	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point Obligated Group), Series 2021, 4.00% 2032	$375	$419
Lee Memorial Health System Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2022	1,000	1,008
County of Miami-Dade, Capital Asset Acquisition Special Obligation Bonds, Series 2021-A, 5.00% 2029	2,465	3,035
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2022	1,750	1,782
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2026	7,530	8,219
County of Miami-Dade, Health Facs. Auth., Hospital Rev. and Rev. Ref. Bonds (Nicklaus Children’s Hospital Project), Series 2021-A, 4.00% 2032	800	930
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Platform 3750), Series 2021, 0.25% 2024 (put 2023)	6,895	6,839
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	3,885	3,869
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2025 (preref. 2022)	160	163
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2042 (preref. 2022)	10,000	10,190
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 5.00% 2030	2,405	3,042
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 5.00% 2031	1,500	1,917
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2017-B, 5.00% 2029	1,000	1,193
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2016-A, 5.00% 2024	2,300	2,533
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	1,805	2,095
County of Okeechobee, Solid Waste Disposal Rev. Bonds (Waste Management, Inc. / Okeechobee Landfill Project), Series 2004-A, 0.55% 2039 (put 2024)	2,250	2,221
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Ref. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2031	2,750	2,998
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2025	1,965	2,225
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health, Inc.), Series 2012-A, 5.00% 2042 (preref. 2022)	8,000	8,061
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 5.00% 2029	1,100	1,223
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 5.00% 2030	2,985	3,349
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 5.00% 2031	2,635	2,983
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 5.00% 2032	2,790	3,177
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Dunwoodie Place Apartments), Series 2021-A, 0.20% 2024 (put 2023)	720	711
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)	9,500	9,480
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Stratford Point Apartments), Series 2021-B, 0.55% 2025 (put 2024)	6,245	6,142
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2025 (escrowed to maturity)	715	809
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2025	340	381
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2026 (escrowed to maturity)	720	837
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2026	280	322
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2027 (escrowed to maturity)	385	458
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2017-A, AMT, 5.00% 2027	115	135
Greater Orlando Aviation Auth., Airport Facs. Rev. Ref. Bonds, Series 2016, AMT, 5.00% 2027	1,125	1,322
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2021-B, 1.25% 2046 (put 2028)	6,560	6,477
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2022	1,715	1,733
County of Palm Beach, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Christian Manor), Series 2022, 1.25% 2025 (put 2024)	10,325	10,325
County of Pinellas, Housing Fin. Auth., Multi Family Mortgage Backed Bonds (Jordan Park Apartments), Series 2021-B, 0.65% 2025 (put 2024)	4,915	4,837
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)	1,405	1,498
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.00% 2023	970	980
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.00% 2024	995	1,005

American Funds Tax-Exempt Funds	43

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.00% 2025	$1,010	$1,017
South Florida Water Management Dist., Certs. of Part., Series 2015, 5.00% 2026	2,000	2,293
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2025	1,545	1,742
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2026	1,000	1,158
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2027	1,250	1,483
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2022[3]	2,000	2,007
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2023[3]	1,000	1,042
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-A, 5.00% 2026	500	533
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-A, 5.00% 2027	330	352
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2020, 5.00% 2028	5,200	6,313
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2031	325	404
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2032	250	311
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2033	250	310
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2034	275	341
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2035	300	372
Dept. of Transportation, Federal Highway Reimbursement Rev. Bonds (Indirect GARVEEs), Series 2021-A, 5.00% 2030	5,000	6,269
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2017-A, 5.00% 2025	1,240	1,400
Dept. of Transportation, Turnpike Rev. Bonds, Series 2018-A, 5.00% 2026	881	1,019
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,500	1,854
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024	3,945	4,317
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.00% 2024	1,390	1,415
		343,531

Georgia 2.71%
County of Appling, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2038 (put 2025)	5,315	5,366
City of Atlanta, Airport General Rev. Bonds, Series 2019-B, AMT, 5.00% 2031	1,000	1,209
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2020-B, AMT, 5.00% 2029	5,000	6,048
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2020-B, AMT, 5.00% 2030	3,000	3,682
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Atlantic Station Project), Series 2017, 5.00% 2022	1,000	1,035
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-D, 5.00% 2023	2,310	2,402
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-B, 5.00% 2023	1,270	1,320
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-B, 5.00% 2024	2,460	2,636
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-D, 5.00% 2025	2,895	3,196
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Beltline Project), Series 2016-B, 5.00% 2025	2,620	2,893
City of Atlanta, Urban Redev. Agcy., Rev. Bonds (Atlanta Beltline Trail Completion Project), Series 2021, 2.375% 2026[3]	405	408
City of Atlanta, Urban Redev. Agcy., Rev. Bonds (Atlanta Beltline Trail Completion Project), Series 2021, 2.875% 2031[3]	330	333
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Intrada Westside), Series 2021-B, 0.41% 2024 (put 2023)	3,500	3,467
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	2,585	2,553
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2027	260	307
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2028	310	372
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2029	270	328
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 1995-5, 2.20% 2032	3,360	3,295

44	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2013, 2.925% 2053 (put 2024)	$4,400	$4,577
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	2,265	2,282
City of Columbus, Dev. Auth., Multi Family Housing Rev. Bonds (Highland Terrance Phase II Project), Series 2021-B, 0.34% 2025 (put 2024)	6,425	6,314
County of Dawson, Dev. Auth., Multi Family Housing Rev. Bonds (Peaks of Dawsonville Project), Series 2021, 0.28% 2023	4,250	4,200
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)	2,455	2,430
G.O. Bonds, Series 2020-A, 5.00% 2023	3,040	3,231
G.O. Bonds, Series 2021-A, 5.00% 2028	4,000	4,886
G.O. Bonds, Series 2020-A, 5.00% 2029	3,125	3,902
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045	140	144
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2016-A-1, 3.50% 2046	490	508
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.898% 2048 (put 2023)[2]	3,625	3,641
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2023)	15,050	15,694
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	5,920	6,351
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)	8,500	9,289
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2021-C, 4.00% 2052 (put 2028)	33,055	36,895
Metropolitan Atlanta Rapid Transit Auth., Sales Tax Rev. Ref. Bonds (Third Indenture Series), Series 2012-A, 5.00% 2030 (preref. 2022)	1,000	1,019
County of Monroe, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2039 (put 2025)	2,625	2,651
Municipal Electric Auth., Combined Cycle Project Rev. Bonds, Series 2020-A, 5.00% 2027	750	889
Municipal Electric Auth., Combined Cycle Project Rev. Bonds, Series 2020-A, 5.00% 2029	750	922
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2029	660	794
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2030	680	831
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2031	2,885	3,577
Municipal Electric Auth., General Resolution Projects Bonds, Series 2020-A, 5.00% 2031	1,250	1,554
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2032	2,605	3,275
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2033	1,255	1,577
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2027	205	239
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2025	1,000	1,104
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2027	1,000	1,161
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2028	205	244
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2029	880	1,052
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2029	240	292
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2030	885	1,057
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2030	290	360
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2028	160	188
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2029	165	198
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2030	175	213
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2031	165	201
Municipal Electric Auth., Power Rev. Bonds, Series 2018-HH, 5.00% 2029	2,000	2,368
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2026	1,710	1,937
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2027	1,020	1,184
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2028	1,270	1,507
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2029	785	945
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2030	1,025	1,228
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2031	1,390	1,668
Municipal Electric Auth., Project One Bonds, Series 2020-A, 5.00% 2031	1,000	1,244
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2031	935	1,159
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2032	2,315	2,910
Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Dallas Manor Apartments Project), Series 2021, 0.25% 2024 (put 2023)	1,145	1,130
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2022 (escrowed to maturity)	1,050	1,058

American Funds Tax-Exempt Funds	45

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2029	$230	$280
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2030	980	1,210
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-B, 0.34% 2023 (put 2022)	5,000	4,984
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-A, 0.34% 2023 (put 2022)	1,750	1,744
City of Valdosta, Housing Auth., Multi Family Housing Rev. Bonds (Tishco Rural Rental Housing Portfolio Project), Series 2022, 1.25% 2025 (put 2024)	3,005	2,993
County of Walker, Dev. Auth., Multi Family Housing Rev. Bonds (Gateway at Rossville Project), Series 2021-B, 0.46% 2024 (put 2023)	4,310	4,261
		202,402

Hawaii 0.28%
Airports System Rev. Ref. Bonds, Series 2011, AMT, 5.00% 2024	885	887
Highway Rev. Bonds, Series 2021, 5.00% 2027	1,000	1,175
City and County of Honolulu, G.O. Bonds (Honolulu Rail Transit Project), Series 2021-E, 5.00% 2030	13,000	16,322
City and County of Honolulu, G.O. Rev. Ref. Bonds, Series 2022-A, 5.00% 2027	1,555	1,802
Dept. of Transportation, Airports Division, Lease Rev. Certs. of Part., Series 2013, AMT, 5.00% 2023	1,000	1,061
		21,247

Idaho 0.07%
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2029	235	285
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2030	600	741
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2031	540	679
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2032	95	121
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2015-A, 5.00% 2026	1,515	1,752
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2021-A, 5.00% 2029	1,345	1,660
		5,238

Illinois 5.05%
Village of Bolingbrook, G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2013-A, 0% 2035 (preref. 2023)	9,800	5,328
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2013, 5.00% 2024	4,230	4,449
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 5.00% 2022	100	102
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2025	4,515	4,880
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2026	6,400	7,018
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2023	900	962
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2026	4,000	4,282
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2023	1,000	1,037
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2013-A, AMT, 5.00% 2023	5,000	5,183
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 2024	585	636
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2014, 5.00% 2023	1,435	1,491
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2024	1,500	1,610
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2025	2,000	2,217
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2026	1,165	1,323
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2022	10,500	10,840
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2022	1,730	1,786
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2026	5,225	6,053
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2027	1,750	2,041
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2028	1,500	1,733
City of Chicago, Water Rev. Bonds, Series 1999, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,159
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2030	1,400	1,604
City of Chicago, Water Rev. Bonds, Series 2001, AMBAC insured, 5.75% 2030	2,485	2,962
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2023	1,880	2,010
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 5.00% 2025	775	798

46	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.25% 2025	$1,935	$2,196
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2026	6,800	8,020
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 5.75% 2023	1,000	1,034
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2022	1,000	1,034
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	3,400	3,906
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 5.00% 2025	225	251
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 5.00% 2026	240	274
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.25% 2033	975	900
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2008-A-1, 4.00% 2030	5,000	5,584
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2027	2,275	2,663
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2033	2,500	2,902
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2022	200	202
Fin. Auth., Rev. Bonds (Memorial Health System), Series 2019, 5.00% 2028	1,280	1,535
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2027	5,000	5,733
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 5.00% 2027	2,000	2,372
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 5.00% 2031	1,485	1,858
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 5.00% 2033	1,000	1,249
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)	3,210	3,679
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2024	1,920	2,075
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.76% 2042 (put 2026)[2]	1,280	1,283
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2024	4,000	4,234
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2024	1,425	1,537
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2025	3,405	3,787
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2028	3,135	3,676
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 5.00% 2022	1,665	1,691
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2028	4,000	4,430
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2029	9,500	10,516
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2028	4,160	5,046
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2029	2,125	2,626
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2030	2,205	2,767
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025	2,490	2,824
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2023	1,970	2,004
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2023	750	803
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2026	1,165	1,313
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2029	1,500	1,687
Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2019, AMT, 0.40% 2044 (put 2022)	6,945	6,923
Fin. Auth., Water Facs. Rev. Ref. Bonds (American Water Capital Corp. Project), Series 2020, 0.70% 2040 (put 2023)	1,815	1,798
G.O. Bonds, Series 2013, 5.00% 2022	1,990	2,025
G.O. Bonds, Series 2017-D, 5.00% 2022	1,790	1,846
G.O. Bonds, Series 2013, 5.00% 2023	1,710	1,804
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	7,720	8,815
G.O. Bonds, Series 2020-B, 5.00% 2026	7,000	7,982
G.O. Bonds, Series 2017-D, 5.00% 2027	4,000	4,630
G.O. Bonds, Series 2020-B, 5.00% 2029	17,630	20,995
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022	4,000	4,000
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	2,500	2,846
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-B, AMT, 3.50% 2046	1,575	1,642
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-C, 3.50% 2046	1,005	1,053
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2018-A-1, 4.00% 2048	5,305	5,685
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2021-C, 0.80% 2026	380	367
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)	5,585	5,554
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.06% 2050 (put 2025)[2]	3,825	3,916
Housing Dev. Auth., Rev. Bonds, Series 2016-A, 4.00% 2046	990	1,037

American Funds Tax-Exempt Funds	47

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Housing Dev. Auth., Rev. Bonds, Series 2017-B, 4.00% 2048	$1,830	$1,941
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	4,635	4,986
Housing Dev. Auth., Rev. Bonds, Series 2021-D, 3.00% 2051	12,880	13,532
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2023	2,700	2,827
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, Assured Guaranty Municipal insured, 0% 2030	2,605	2,135
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2002-A, Assured Guaranty Municipal insured, 5.50% 2023	2,535	2,662
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2024	1,335	1,374
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2025	205	213
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2025	665	748
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2026	2,230	2,266
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2026	1,000	1,148
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	1,000	1,016
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2035	880	588
Metropolitan Water Reclamation Dist. of Greater Chicago, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2025	2,000	2,272
Metropolitan Water Reclamation Dist. of Greater Chicago, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	2,500	2,910
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	3,000	3,377
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 5.00% 2029	325	395
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2023	5,195	5,474
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2025	5,000	5,584
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2027	2,000	2,309
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	2,900	3,015
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013,7.25% 2036 (preref. 2023)	3,080	3,410
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.125% 2043 (preref. 2023)	2,500	2,763
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025	4,385	4,859
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2027	950	1,099
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2028	11,035	13,170
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-B, 5.00% 2028	515	614
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2029	4,560	5,537
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2031	6,000	7,474
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2033	1,000	1,146
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2023	560	582
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2025	1,680	1,862
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2026	4,000	4,557
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2028	2,000	2,384
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2020-A, 5.00% 2028	1,100	1,321
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2020-A, 5.00% 2030	2,310	2,883
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2005-A, National insured, 5.50% 2023	2,700	2,848
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2023	1,110	1,098
County of Will, G.O. Bonds, Series 2016, 5.00% 2045 (preref. 2025)	4,225	4,814
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.375% 2022	553	554
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.625% 2023	1,104	1,126
		376,986

48	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana 1.42%
Fin. Auth., Environmental Facs. Rev. Ref. Bonds (Indianapolis Power & Light Co. Project), Series 2020-B, AMT, 0.95% 2038 (put 2026)	$1,885	$1,839
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	1,245	1,291
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)	8,860	9,323
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2022	1,940	1,962
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2022 (escrowed to maturity)	60	61
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2017-A, 5.00% 2026	1,365	1,586
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2017-A, 5.00% 2027	1,530	1,819
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-B, 3.00% 2030	1,000	1,004
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2026	500	556
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2027	500	556
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2028	500	556
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2019-E, 5.00% 2023	2,310	2,409
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2021-B, 5.00% 2029	1,000	1,232
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2021-B, 5.00% 2030	2,000	2,511
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2022	225	232
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-1, 5.00% 2023	2,485	2,654
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2023	805	860
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2027	865	1,030
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-1, 5.00% 2028	2,800	3,413
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2028	1,400	1,701
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023	270	285
Gary/Chicago International Airport Auth., Airport Dev. Zone Rev. Bonds, Series 2014, AMT, 5.50% 2025	2,980	2,991
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023	725	764
Housing and Community Dev. Auth., Collateralized Rev. Bonds (RD Moving Forward Justus Project), Series 2021, 0.33% 2024 (put 2023)	6,552	6,496
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A-2, AMT, 3.50% 2038	715	738
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-A-2, AMT, 4.00% 2039	555	574
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-B-1, 3.25% 2049	2,385	2,501
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	1,195	1,276
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	3,020	3,163
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-C-1, 3.00% 2052	4,115	4,327
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2023	935	986
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2024	1,035	1,125
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2032	1,000	1,231
City of Indianapolis, Local Public Improvement Bond Bank Rev. Bonds, Series 2018-A, 5.00% 2037 (preref. 2029)	3,000	3,687
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2028	1,680	1,808
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2029	1,055	1,135
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2030	1,200	1,291
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2031	800	861
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2026	2,000	2,205
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2016-A-1, AMT, 5.00% 2028	1,095	1,253
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2019-D, AMT, 5.00% 2029	5,250	6,295
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2031	4,455	4,872
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Indianapolis Airport Auth. Project), Series 2015-I, AMT, 5.00% 2033	1,500	1,640
City of Kokomo, Multi Family Housing Rev. Bonds (KHA RAD I Apartments), Series 2021-A, 0.56% 2025 (put 2024)	9,560	9,434
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2002-A, 2.75% 2025	1,515	1,575

American Funds Tax-Exempt Funds	49

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2009-A, 3.05% 2025	$2,005	$2,104
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2015, AMT, 5.00% 2045 (put 2022)	3,290	3,391
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2016-A, AMT, 5.00% 2046 (put 2023)	1,535	1,599
		106,202

Iowa 0.32%
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.00% 2047	3,430	3,725
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	225	240
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2020, 3.25% 2050	3,720	3,930
Fin. Auth., Solid Waste Fac. Rev. Green Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021, AMT, 1.50% 2042 (put 2024)	4,305	4,318
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	6,700	7,614
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2028	1,400	1,690
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2031	1,180	1,502
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2033	565	712
		23,731

Kansas 0.11%
County of Johnson, Unified School Dist. No. 512, G.O. Rev. Ref. and Improvement Bonds (Shawnee Mission), Series 2015-A, 5.00% 2031 (preref. 2025)	4,000	4,549
Turnpike Auth., Turnpike Rev. Ref. Bonds, Series 2020-A, 3.00% 2027	1,215	1,324
University of Kansas Hospital Auth., Health Facs. and Improvement Rev. Bonds (University of Kansas Health System), Series 2019-B, 5.00% 2027	1,315	1,546
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)	1,015	1,041
		8,460

Kentucky 1.02%
County of Carroll, Environmental Facs. Rev. Bonds, Series 2008-A, 2.00% 2032	17,655	17,316
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	4,975	4,347
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	1,630	1,606
Housing Corp., Multi Family Housing Rev. Bonds (City View Park Project), Series 2020, 1.16% 2023 (put 2023)	2,500	2,505
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	10,950	10,838
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	5,865	5,801
Louisville/Jefferson Metro County Government, Pollution Control Rev. Bonds, Series 2001-A, 0.90% 2026	1,000	962
Louisville/Jefferson Metro County Government, Pollution Control Rev. Bonds (Louisville Gas and Electric Company Project), Series 2003-A, 2.00% 2033	2,750	2,626
County of Owen, Water Facs. Rev. Ref. Bonds (Kentucky - American Water Co. Project), Series 2019, 2.45% 2039 (put 2029)	5,250	5,457
County of Owen, Water Facs. Rev. Ref. Bonds (Kentucky - American Water Co. Project), Series 2019, 0.70% 2040 (put 2023)	2,050	2,030
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	2,060	2,112
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	8,890	9,571
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	1,435	1,526
County of Trimble, Pollution Control Rev. Ref. Bonds (Louisville Gas and Electric Co. Project), Series 2016-A, AMT, 1.30% 2044 (put 2027)	5,500	5,418
Turnpike Auth., Econ. Dev. Road Rev. Ref. Bonds (Revitalization Projects), Series 2022-A, 5.00% 2031	2,730	3,396
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2022	535	539
		76,050

50	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana 1.55%
City of Alexandria, Utilities Rev. Bonds, Series 2013-A, 5.00% 2038 (preref. 2023)	$1,000	$1,053
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2029	1,000	1,149
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2022	1,300	1,320
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2024 (preref. 2022)	1,000	1,015
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2022	685	700
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2028	2,000	2,412
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 1.30% 2041 (put 2028)	18,425	18,279
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2027	1,000	1,174
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2028	1,000	1,200
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,000	1,225
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-2, 0.55% 2043 (put 2022)	6,040	6,041
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-1, 0.60% 2043 (put 2023)	13,130	13,136
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-A, 0.60% 2043 (put 2023)	10,870	10,875
Grant Anticipation Rev. Bonds, Series 2021, 5.00% 2023	3,330	3,548
Housing Corp., Multi Family Housing Rev. Bonds (Arbours at Lafayette Project), Series 2021, 0.35% 2024 (put 2023)	6,985	6,943
Housing Corp., Multi Family Housing Rev. Bonds (Byers Estates V Project), Series 2021, 0.35% 2024 (put 2023)	2,385	2,369
Housing Corp., Multi Family Housing Rev. Bonds (Hollywood Acres and Hollywood Heights Projects), Series 2019, 0.55% 2023	3,250	3,214
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)	2,010	1,989
Housing Corp., Multi Family Housing Rev. Bonds (Stone Vista Apartments Projects), Series 2020, 0.32% 2023 (put 2022)	1,000	997
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2020-B, 3.50% 2050	1,885	2,008
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2021-B, 3.00% 2051	3,015	3,161
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2027	2,600	3,104
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-A, 2.00% 2030	850	833
City of New Orleans, Sewerage Service Rev. Bonds, Series 2020-B, 5.00% 2029	1,000	1,220
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2027	1,000	1,134
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2028	900	1,018
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2007-A, 1.65% 2027 (put 2023)	6,060	6,105
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2013-A, 1.65% 2033 (put 2023)	665	670
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2020-B, 5.00% 2050 (put 2025)	3,055	3,401
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	285	288
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	940	959
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2022	195	199
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2023	175	184
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2024	135	149
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2025	255	278
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2026	240	280
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	7,235	7,321
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	4,200	4,426
		115,377

Maine 0.04%
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2026	190	217
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2027	210	244
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2028	255	301
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2029	245	292

American Funds Tax-Exempt Funds	51

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maine (continued)
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2030	$150	$181
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-E-1, AMT, 3.50% 2035	450	463
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-B, 3.50% 2040	195	200
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2013-B, 4.00% 2043	15	15
Turnpike Auth., Turnpike Rev. Ref. Bonds, Series 2022, 5.00% 2031	1,105	1,396
		3,309

Maryland 1.20%
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2023	815	840
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-B, AMT, 3.25% 2044	145	148
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-C, 4.00% 2044	30	31
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-B, AMT, 4.50% 2048	2,335	2,525
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	1,695	1,842
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	6,640	7,139
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 3.25% 2050	8,005	8,446
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-C, 3.50% 2050	2,935	3,101
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-A, 3.75% 2050	2,070	2,212
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-C, 3.00% 2051	10,765	11,331
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-A, 3.00% 2051	5,145	5,386
G.O. Bonds, State and Local Facs. Loan of 2014, Series 2014-B-2, 5.00% 2025 (preref. 2022)	4,245	4,341
G.O. Rev. Ref. Bonds, State and Local Facs. Loan of 2021, Series 2022-D-2, 4.00% 2028	2,500	2,859
G.O. Rev. Ref. Bonds, State and Local Facs. Loan of 2021, Series 2022-D-2, 4.00% 2029	5,415	6,279
Health and Higher Education Auth., Rev. Bonds (The Johns Hopkins University Issue), Series 2012-A, 5.00% 2041 (preref. 2022)	2,100	2,140
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (MedStar Health Issue), Series 2015, 5.00% 2027	5,000	5,551
County of Montgomery, Housing Opportunities Commission, Program Rev. Bonds, Series 2019-A, 4.00% 2049	3,225	3,463
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	1,710	1,809
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2024	1,165	1,285
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 5.00% 2028	4,000	4,859
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 5.00% 2033	6,035	7,566
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2021, 5.00% 2029	4,060	5,052
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2017, 4.00% 2031	1,000	1,125
		89,330

Massachusetts 1.07%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	2,480	2,456
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2026	1,000	1,155
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2027	1,500	1,772
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2028	1,200	1,448
Dev. Fin. Agcy., Rev. Bonds (Boston Medical Center Issue), Series 2012-C, 5.25% 2025	2,390	2,430
Dev. Fin. Agcy., Rev. Bonds (CareGroup Obligated Group Issue), Series 2016-I, 5.00% 2025	2,500	2,812
Dev. Fin. Agcy., Rev. Bonds (CareGroup Obligated Group Issue), Series 2016-I, 5.00% 2026	1,000	1,155
Dev. Fin. Agcy., Rev. Bonds (Loomis Communities Issue), Series 2021, 4.00% 2031[3]	1,000	1,074
Dev. Fin. Agcy., Rev. Bonds (Mass General Brigham, Inc.), Series 2019-T-1, 0.66% 2049 (put 2026)[2,3]	1,875	1,875
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-2, 5.00% 2038 (put 2025)	5,000	5,546
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-4, 5.00% 2038 (put 2024)	2,500	2,694
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2024	2,000	2,175
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2025	1,275	1,427

52	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Massachusetts (continued)
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2026	$1,150	$1,321
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2027	1,150	1,320
Dev. Fin. Agcy., Rev. Bonds (Williams College Issue), Series 2011-N, 0.45% 2041 (put 2025)	1,300	1,264
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2017-A, AMT, 5.00% 2022	1,000	1,018
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2017-A, AMT, 5.00% 2023	2,500	2,640
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2019-B, AMT, 3.00% 2035	2,335	2,375
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2020-B, AMT, 2.625% 2036	675	669
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2021-B, AMT, 2.00% 2037	2,200	2,104
Federal Highway Grant Anticipation Notes (Accelerated Bridge Program), Series 2013-A, 5.00% 2024 (preref. 2022)	2,170	2,207
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.30% 2023	495	488
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.40% 2024	635	623
Housing Fin. Agcy., Housing Green Bonds, Series 2021-B-2, 0.75% 2025	490	478
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 167, 4.00% 2043	75	77
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 181, 4.00% 2044	460	479
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 183, 3.50% 2046	485	504
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 223, 3.00% 2047	6,615	6,943
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 190, 4.00% 2048	5,175	5,463
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 215, 4.00% 2050	2,730	2,960
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 177, AMT, 4.00% 2039	725	751
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 188, AMT, 4.00% 2043	2,275	2,389
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 171, 4.00% 2044	85	87
Port Auth., Rev. Bonds, Series 2017-A, AMT, 5.00% 2026	2,510	2,882
School Building Auth., Dedicated Sales Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2030 (preref. 2022)	8,000	8,195
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	2,080	2,576
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2030	1,860	2,342
		80,174

Michigan 2.97%
Couty of Kent, Gerald R. Ford International Airport Auth., Limited Tax G.O. Rev. Bonds, Series 2021, AMT, 5.00% 2030	500	615
Couty of Kent, Gerald R. Ford International Airport Auth., Limited Tax G.O. Rev. Bonds, Series 2021, AMT, 5.00% 2031	750	937
Couty of Kent, Gerald R. Ford International Airport Auth., Limited Tax G.O. Rev. Bonds, Series 2021, AMT, 5.00% 2032	745	944
Couty of Kent, Gerald R. Ford International Airport Auth., Limited Tax G.O. Rev. Bonds, Series 2021, AMT, 5.00% 2033	1,040	1,317
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	1,395	1,421
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2025	1,000	1,138
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2026	1,000	1,168
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	35,895	37,197
Fin. Auth., Hospital Rev. Ref. Bonds (Henry Ford Health System), Series 2016, 5.00% 2027	5,095	5,919
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022	380	379
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2022	2,500	2,584
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2022	5,000	5,093
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2023	1,215	1,286
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2027	1,750	1,967
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2026	895	1,036
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2029	1,795	2,208
County of Genesee, Water Supply System Limited Tax G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2022	515	532
County of Genesee, Water Supply System Limited Tax G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2023	500	535
County of Genesee, Water Supply System Limited Tax G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2024	850	922

American Funds Tax-Exempt Funds	53

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2032	$750	$937
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-A, 5.00% 2033	1,000	1,258
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-C, 5.00% 2028	2,000	2,318
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-C, 5.00% 2029	2,000	2,312
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	13,515	13,719
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2022	700	726
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2012-C, 5.00% 2026 (preref. 2022)	3,670	3,725
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2034 (put 2022)	3,580	3,634
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	5,740	5,723
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Mid Apartments Project), Series 2021, 0.40% 2024 (put 2023)	4,335	4,281
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025	1,700	1,660
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 1.80% 2031	1,000	959
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A, 4.00% 2046	365	380
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	8,795	9,167
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	1,780	1,863
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	2,820	2,995
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	12,455	13,377
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2049	6,075	6,549
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	4,925	5,242
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-B, 3.75% 2050	3,125	3,332
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	14,400	15,122
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2026	2,110	2,414
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2031	2,460	3,000
Board of Trustees of Michigan State University, Rev. Ref. Bonds, Series 2020-A, 5.00% 2030	950	1,201
County of Monroe, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Project), Series 1992-AA, National insured, 6.95% 2022	5,000	5,183
Strategic Fund, Limited Obligation Rev. Bonds (Consumers Energy Co. Project), Series 2019, AMT, 1.80% 2049 (put 2024)	4,290	4,363
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Exempt Facs. Project), Series 2008-ET-2, 1.35% 2029	3,000	3,000
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Pollution Control Bonds Project), Series 1995-CC, 1.45% 2030	15,150	14,217
Strategic Fund, Exempt Facs. Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 0.58% 2027 (put 2024)	3,500	3,456
Trunk Line Fund Bonds, Series 2021-A, 5.00% 2030	750	949
Trunk Line Fund Bonds, Series 2021-A, 5.00% 2031	4,125	5,323
Trunk Line Fund Bonds, Series 2021-A, 5.00% 2032	6,470	8,353
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2021-B, AMT, 5.00% 2031	1,135	1,423
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-F, AMT, 5.00% 2025	1,000	1,127
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-F, AMT, 5.00% 2026	1,000	1,130
		221,616

Minnesota 1.14%
County of Dakota, Community Dev. Agcy., Multi Family Housing Rev. Bonds (Ree-Aster House Apartments Project), Series 2020, 0.35% 2024 (put 2023)	4,000	3,970
Higher Education Supplemental Loan Auth., Rev. Bonds, Series 2020, AMT, 2.65% 2038	3,540	3,471
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	4,940	4,913
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2013-A, AMT, 3.00% 2031	130	132
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-B, 4.00% 2038	80	84
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-A, AMT, 4.00% 2041	1,420	1,468
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-C, AMT, 4.00% 2045	850	888
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-B, 3.50% 2046	1,545	1,610
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-E, AMT, 3.50% 2046	870	901
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2016-E, 4.00% 2047	455	477
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	3,050	3,240
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	2,285	2,415
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049	9,305	10,037

54	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Minnesota (continued)
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2019-B, 4.25% 2049	$3,720	$4,025
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-E, 3.50% 2050	4,245	4,516
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	1,055	1,121
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	3,815	3,990
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	3,665	3,833
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-H, 3.00% 2052	13,040	13,722
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-F, 3.00% 2052	10,420	10,948
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	6,020	6,313
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)	2,780	2,776
		84,850

Mississippi 0.20%
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2025	1,245	1,384
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2026	1,045	1,193
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2024	1,000	1,098
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2026	2,925	3,301
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	2,120	2,106
Home Corp., Single Family Mortgage Rev. Bonds, Series 2017-C, AMT, 4.00% 2046	1,175	1,232
Home Corp., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2048	1,930	2,058
Home Corp., Single Family Mortgage Rev. Bonds, Series 2020-B, 3.25% 2050	2,130	2,247
		14,619

Missouri 0.83%
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-B, 5.00% 2052 (put 2028)	20,285	24,366
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Saint Luke’s Health System, Inc.), Series 2016, 5.00% 2025	1,500	1,704
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	1,750	1,811
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-B, 3.25% 2047	1,803	1,851
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-A, 4.25% 2047	1,500	1,618
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2018-A, 4.25% 2049	1,175	1,262
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	4,265	4,528
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-B, 3.00% 2052	6,275	6,589
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	2,880	3,019
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-C, 3.25% 2052	4,315	4,588
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-2, 4.00% 2045	1,105	1,158
Kansas City, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Cathedral Towers), Series 2020, 0.35% 2024 (put 2022)	7,000	7,000
County of St. Charles, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Hidden Valley Estates), Series 2021, 0.27% 2025 (put 2023)	670	662
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2031	1,250	1,521
		61,677

Montana 0.21%
Board of Housing, Single Family Mortgage Bonds, Series 2015-B-2, AMT, 3.50% 2042	245	253
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	780	810
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	3,220	3,455

American Funds Tax-Exempt Funds	55

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Montana (continued)
Board of Housing, Single Family Mortgage Bonds, Series 2020-C, 3.00% 2050	$4,565	$4,781
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 4.00% 2050	3,455	3,737
Board of Housing, Single Family Mortgage Bonds, Series 2021-A-1, 3.00% 2051	2,275	2,382
		15,418

Nebraska 0.60%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2022	1,000	1,024
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2032 (preref. 2022)	4,000	4,100
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2042	2,455	2,516
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2026	1,155	1,309
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2017-B, AMT, 3.50% 2040	3,765	3,929
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-A, 3.00% 2043	105	106
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	400	415
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	1,995	2,057
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-A, 3.50% 2045	1,160	1,203
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	1,490	1,549
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	405	407
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	2,540	2,701
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	1,320	1,401
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019-B, AMT, 4.00% 2049	3,950	4,191
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	10,865	11,404
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-C, 3.00% 2050	2,195	2,298
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-A, 3.50% 2050	3,595	3,823
		44,433

Nevada 0.88%
Dept. of Business and Industry, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.25% 2050 (put 2022)[3]	10,475	10,475
Clark County School Dist., Limited Tax G.O. Bonds, Series 2016-F, 5.00% 2026	2,470	2,847
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 5.00% 2026	1,550	1,790
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, Assured Guaranty Municipal insured, 5.00% 2027	2,000	2,369
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-B, BAM Insured, 5.00% 2030	2,460	3,084
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2022	2,810	2,863
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2023	1,555	1,612
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2027	2,500	2,593
City of Henderson, Local Improvement Dist. No. T-14 (Anthem), Local Improvement Bonds, Series 2017, 2.375% 2022	830	831
City of Henderson, Local Improvement Dist. No. T-14 (Anthem), Local Improvement Bonds, Series 2017, 2.50% 2023	860	871
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Local Improvement Bonds, Series 2017, 2.00% 2022	880	888
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Local Improvement Bonds, Series 2017, 2.25% 2024	505	512
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Local Improvement Bonds, Series 2017, 2.50% 2025	530	541
Housing Division, Multi Family Housing Rev. Bonds (Southwest Village Apartments), Series 2021, 0.47% 2024 (put 2023)	1,860	1,843
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	2,245	2,244
Housing Division, Multi Unit Housing Rev. Bonds (Whittell Pointe Apartments), Series 2020, 0.30% 2023 (put 2022)	5,415	5,402
Housing Division, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2049	1,670	1,786
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2025	2,185	2,427
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,200	1,359
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	1,575	1,587
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2027	2,275	2,691

56	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	$1,500	$1,813
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-C, AMT, 0.625% 2036 (put 2022)	1,120	1,120
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-F, AMT, 2.05% 2036 (put 2022)	8,000	8,022
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-E, AMT, 2.05% 2036 (put 2022)	4,000	4,011
		65,581

New Hampshire 0.30%
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2024	1,250	1,371
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2025	1,250	1,410
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2026	1,250	1,447
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2027	1,250	1,444
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	4,492	5,037
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2018-A, AMT, (SIFMA Municipal Swap Index + 0.75%) 0.435% 2033 (put 2024)[2]	11,975	11,920
		22,629

New Jersey 1.18%
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2023	1,000	1,054
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2024	1,000	1,088
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,149
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2024	1,500	1,630
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2026	1,000	1,145
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-E, AMT, 0.85% 2025	905	869
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.10% 2029 (put 2027)	1,345	1,269
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020, AMT, 1.20% 2034 (put 2023)	11,105	11,109
Health Care Facs. Fncg. Auth., Rev. Bonds (AtlantiCare Health System Obligated Group Issue), Series 2021, 5.00% 2032	680	865
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2025	1,340	1,510
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2027	1,250	1,451
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2022	1,500	1,527
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2025	1,000	1,127
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2027	1,150	1,363
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2020-A, AMT, 5.00% 2027	1,000	1,172
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 5.00% 2026	1,425	1,641
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2026	335	386
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 5.00% 2027	1,325	1,553
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	1,000	1,174
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2027	335	393
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 2.50% 2040	4,260	4,166
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Browns Woods Apartments Project), Series 2021-A, 1.25% 2024 (put 2023)	6,640	6,650
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	6,395	6,939
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	5,520	6,026
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-E, 3.50% 2051	7,220	7,660
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2012-A, 5.00% 2023	1,500	1,545
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,228
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2022	2,660	2,696
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2026	3,000	3,445

American Funds Tax-Exempt Funds	57

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2027	$3,140	$3,694
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2028	3,000	3,434
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2015-AA, 5.00% 2023	1,000	1,054
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2028	2,000	2,399
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	2,140	2,455
Turnpike Auth., Turnpike Rev. Bonds, Series 2014-A, 5.00% 2028	1,400	1,526
		88,392

New Mexico 1.33%
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2025	400	452
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2026	275	319
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2028	375	454
Educational Assistance Foundation, Education Loan Bonds, Series 2021-1-A, AMT, 2.05% 2051	19,800	17,141
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan and Four Corners Projects), Series 2016-B, 2.15% 2033	12,005	11,392
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan and Four Corners Projects), Series 2016-A, 2.15% 2033	2,100	1,993
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-D, 1.10% 2040 (put 2023)	15,750	15,761
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	16,515	16,485
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-A, 5.00% 2029	1,195	1,473
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-A, 5.00% 2030	1,110	1,373
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2016-A-2, Class I, AMT, 3.50% 2046	1,825	1,901
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2017-B-2, Class I, AMT, 3.75% 2048	915	964
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	2,965	3,182
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050	5,355	5,776
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-A, Class I, 3.00% 2052	5,655	5,927
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	3,965	4,163
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 4.00% 2022	905	913
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)	8,430	9,381
		99,050

New York 8.27%
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2021-B, 5.00% 2028	1,650	1,998
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2021-B, 5.00% 2030	590	742
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2021-B, 5.00% 2029	1,350	1,667
Dormitory Auth., Rev. Green Bonds (Cornell University), Series 2019-D, 5.00% 2033	1,000	1,341
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022	4,410	4,418
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2022 (escrowed to maturity)	5	5
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2030	15,000	18,718
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2018-A, 5.00% 2030	12,000	14,548
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2030	9,040	10,654
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2030	3,035	3,781
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 5.00% 2030	2,475	3,089
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A-2, 5.00% 2031	3,005	3,788
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2032	12,925	16,230
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2033	1,000	1,237
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2022	2,110	2,122
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-C, 5.00% 2024	5,000	5,414
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2028	1,740	2,021
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-C, 5.00% 2029	2,995	3,598
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2033	1,405	1,677
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2038	1,000	1,078
City of Geneva, Dev. Corp., Rev. Ref. Bonds (Hobart and William Smith Colleges Project), Series 2012, 5.00% 2032 (preref. 2022)	1,120	1,149
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2018-H, 2.75% 2022	3,645	3,698

58	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 1.55% 2023	$4,895	$4,914
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-K, 0.70% 2024	6,330	6,241
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.85% 2024	2,885	2,862
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-I, 1.75% 2024	1,900	1,901
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025	8,015	7,802
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-2, 0.75% 2025	5,225	5,124
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.95% 2025	2,000	1,965
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 1.10% 2026	2,250	2,222
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)	4,475	4,348
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-E-2, 0.65% 2056 (put 2025)	1,845	1,793
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-I-2, 0.70% 2056 (put 2025)	3,415	3,325
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-K-2, 1.00% 2061 (put 2026)	2,245	2,180
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-J-2, 1.10% 2061 (put 2027)	19,015	18,428
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 1.45% 2029	1,650	1,570
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 1.70% 2030	3,590	3,423
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 1.90% 2031	1,805	1,722
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.821% 2033 (put 2023)[2]	9,200	9,201
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.821% 2033 (put 2023)[2]	5,535	5,536
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042 (preref. 2022)	970	995
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042	30	31
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2008-B-2, 5.00% 2022	460	475
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2023	935	999
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2013-E, 5.00% 2023	350	374
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2024	5,050	5,550
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2027	3,150	3,490
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2029 (preref. 2022)	1,000	1,035
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)	2,000	2,070
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.51% 2044 (put 2022)[2]	7,750	7,756
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	17,920	21,770
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2047 (preref. 2022)	9,000	9,315
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-B, 5.00% 2024	1,165	1,280
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-F, 5.00% 2027	2,815	3,164
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-G-4, 0.618% 2030 (put 2022)[2]	460	461
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	7,370	7,364
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-1, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	5,000	4,996
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.833% 2032 (put 2026)[2]	3,675	3,671
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2022	1,150	1,187
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2023	1,035	1,106
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2024	1,425	1,566
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2025	2,250	2,538
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2018-B, 5.00% 2025	1,700	1,917
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2028	1,185	1,413
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2029	1,945	2,272
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2029	1,000	1,207
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2032	1,050	1,263
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2032	5,000	3,816
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.55% 2023	380	376
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.65% 2024	715	704
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 235, AMT, 0.75% 2024	825	809
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 52, AMT, 3.50% 2030	700	721
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 191, AMT, 3.50% 2034	75	77
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 206, AMT, 4.00% 2037	1,415	1,483
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 48, 2.625% 2041	75	76
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	3,830	3,982
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	13,325	13,964
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	1,905	1,972

American Funds Tax-Exempt Funds	59

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	$1,320	$1,378
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	3,485	3,633
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 217, 4.00% 2049	9,345	9,943
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 226, AMT, 3.50% 2050	920	969
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 239, 3.25% 2051	3,920	4,182
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2022	1,140	1,174
New York City G.O. Bonds, Series 2014-G, 5.00% 2023	1,550	1,646
New York City G.O. Bonds, Series 2015-A, 5.00% 2025	2,000	2,250
New York City G.O. Bonds, Series 2018-C, 5.00% 2027	1,200	1,420
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2028	10,000	12,080
New York City G.O. Bonds, Series 2017-C, 5.00% 2028	4,300	5,030
New York City G.O. Bonds, Series 2018-A, 5.00% 2028	3,700	4,393
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2028	1,400	1,697
New York City G.O. Bonds, Series 2015-C, 5.00% 2028	1,000	1,110
New York City G.O. Bonds, Series 2016-C, 5.00% 2029	1,000	1,141
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2030	17,675	22,195
New York City G.O. Bonds, Series 2019-E, 5.00% 2030	2,235	2,725
New York City G.O. Bonds, Series 2008-L-6, 5.00% 2030	2,000	2,451
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2032	13,300	17,003
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2032	5,245	6,563
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2032	2,110	2,602
New York City G.O. Bonds, Series 2008-L-5, 5.00% 2032	930	1,181
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2033	785	999
New York City G.O. Bonds, Series 2014-D-3, 5.00% 2038 (put 2024)	1,015	1,076
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	2,920	3,267
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2026	2,055	2,356
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 4.00% 2027	2,250	2,536
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2027	2,675	3,145
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022	1,480	1,479
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2016-C-2, 0.23% 2050 (put 2022)	1,760	1,759
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	3,905	3,834
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2020-D-2, 0.70% 2060 (put 2024)	1,450	1,429
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2020-A-3, 1.125% 2060 (put 2024)	2,900	2,896
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	5,150	5,224
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	1,400	1,409
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	7,215	7,082
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	8,340	8,068
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2012-FF, 5.00% 2045	1,000	1,017
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022	310	314
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023	615	642
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024	9,475	10,474
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-C, 5.00% 2027	5,000	5,603
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-C, 5.00% 2028	1,000	1,185
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2030	3,270	4,146
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2031	1,805	2,329
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2032	9,090	11,642
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A, 5.00% 2032	4,500	5,673
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2032	890	1,122
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2012-E-1, 5.00% 2023	1,200	1,204
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-B-1, 5.00% 2034	9,065	11,497
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 4.00% 2022	5,185	5,216
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 2.00% 2022	750	751

60	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 4.00% 2023	$710	$734
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2022	1,725	1,758
Port Auth., Consolidated Bonds, Series 207, AMT, 5.00% 2022	1,000	1,026
Port Auth., Consolidated Bonds, Series 223, AMT, 5.00% 2023	1,405	1,484
Port Auth., Consolidated Bonds, Series 195, AMT, 5.00% 2025	1,540	1,738
Port Auth., Consolidated Bonds, Series 221, AMT, 5.00% 2028	1,000	1,197
Port Auth., Consolidated Rev. Ref. Bonds, Series 186, AMT, 5.00% 2023	5,000	5,324
Public Housing Capital Fund Rev. Trust I, Trust Certs., Series 2012, 4.50% 2022[3]	227	228
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 5.00% 2030	3,000	3,714
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2030	1,000	1,196
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 5.00% 2033	2,855	3,609
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2023	1,500	1,594
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2024	2,690	2,941
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2027	1,340	1,553
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2029	810	970
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2008-B-1, 5.00% 2022	635	657
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2013-B, 5.00% 2022	200	207
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2030	1,220	1,512
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2028	4,510	5,170
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2028	2,455	2,952
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2029	1,750	2,145
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2029	1,500	1,618
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2030	2,250	2,572
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2030	2,000	2,496
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2031	1,000	1,256
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2032	11,000	13,773
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2033	10,695	13,365
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025	1,190	1,278
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (EG Mt. Vernon Preservation, LP Project), Series 2020, 0.30% 2023 (put 2022)	4,720	4,703
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe Limited Partnership Project), Series 2021, 0.28% 2024 (put 2023)	14,060	13,964
		617,649

North Carolina 1.59%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	10,350	10,319
City of Charlotte, Charlotte Douglas International Airport, Airport Rev. Ref. Bonds, Series 2014-A, 5.00% 2026	2,000	2,179
City of Charlotte, Water and Sewer System Rev. Ref. Bonds, Series 2020, 5.00% 2028	1,000	1,222
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	2,530	2,508
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (Oakley Square Apartments Project), Series 2020-A, 0.30% 2024 (put 2022)	2,675	2,674
Educational Assistance Auth., Student Loan Rev. Bonds, Series 2020-A, AMT, 5.00% 2026	1,000	1,122
G.O. Public Improvement Bonds (Connect NC), Series 2019-B, 5.00% 2028	1,160	1,414
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	4,715	4,676
Grant Anticipation Rev. Vehicle Bonds, Series 2019, 5.00% 2023	6,370	6,664
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-D, 5.00% 2049 (put 2031)	4,680	5,933
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-C, 5.00% 2050 (put 2028)	8,810	10,674
Housing Fin. Agcy., Home Ownership Rev. and Rev. Ref. Bonds, Series 45, 3.00% 2051	4,125	4,315
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	720	773
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 41, 4.00% 2050	2,465	2,632
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 47, 3.00% 2051	12,760	13,406
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 37-A, AMT, 3.50% 2039	3,170	3,277
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 39-B, 4.00% 2048	1,900	2,026

American Funds Tax-Exempt Funds	61

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina (continued)
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	$1,575	$1,666
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	3,540	3,822
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	1,625	1,744
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)	3,710	3,682
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2022	1,540	1,558
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2023	2,430	2,557
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2029	1,500	1,809
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2030	1,000	1,159
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2031	1,370	1,670
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2031	1,000	1,156
City of Sanford, Housing Auth., Multi Family Housing Rev. Bonds (Matthews Garden Gilmore), Series 2020, 0.30% 2023 (put 2022)	1,500	1,497
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019-B, (1-month USD-LIBOR x 0.67 + 0.35%) 0.193% 2034 (put 2022)[2]	4,000	3,999
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.468% 2041 (put 2022)[2]	9,850	9,856
County of Wake, Limited Obligation Bonds, Series 2021, 5.00% 2023	6,300	6,595
		118,584

North Dakota 0.77%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	8,205	8,043
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 5.00% 2029	750	912
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 5.00% 2030	1,320	1,628
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 5.00% 2031	950	1,189
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 5.00% 2032	1,500	1,875
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	11,725	12,271
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	170	176
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	200	206
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, (SIFMA Municipal Swap Index + 0.20%) 0.26% 2043 (put 2024)[2]	2,225	2,236
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-D, 4.00% 2046	2,180	2,271
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2016-B, AMT, 4.00% 2047	1,350	1,413
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	3,500	3,705
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-F, 4.00% 2048	575	610
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2018-D, 4.25% 2049	2,060	2,207
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	1,645	1,769
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, 3.75% 2050	1,490	1,589
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2020-B, 3.00% 2051	2,775	2,901
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-B, 3.00% 2052	7,230	7,602
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	4,810	5,043
		57,646

Ohio 3.38%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-B, 1.375% 2026 (put 2024)	2,450	2,418
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-C, 1.50% 2026 (put 2025)	605	594
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2005-C, AMT, 2.10% 2028 (put 2024)	7,935	8,074
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2005-A, AMT, 2.10% 2029 (put 2024)	15,000	15,269
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2029	3,165	3,915
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2030	4,000	4,966
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-B, 5.00% 2047 (put 2022)	9,425	9,532
County of Allen, Hospital Facs. Rev. Ref. and Improvement Bonds (Catholic Health Partners), Series 2012-A, 5.00% 2022	3,300	3,337
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2028	2,600	3,118
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	1,765	2,161
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	510	628

62	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2030	$725	$910
City of Cincinnati, Unlimited Tax G.O. Bonds, Series 2014-A, 5.00% 2024 (preref. 2022)	1,270	1,289
City of Cleveland, Airport System Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	1,850	2,045
City of Cleveland, Water Rev. Bonds, Series 2020-FF, 5.00% 2027	1,100	1,289
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2025	950	1,052
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2026	1,000	1,137
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2027	1,500	1,748
City of Dayton, Metropolitan Housing Auth., Multi Family Housing Rev. Bonds (Southern Montgomery Apartments Project), Series 2021-A, 0.32% 2024 (put 2023)	1,005	994
G.O. Common Schools Bonds, Series 2021-C, 5.00% 2030	1,065	1,340
G.O. Conservation Projects Bonds, Series 2019-A, 2.00% 2022	620	621
G.O. Conservation Projects Bonds, Series 2021-A, 5.00% 2030	1,000	1,257
G.O. Infrastructure Improvement Bonds, Series 2021-A, 5.00% 2029	1,100	1,356
G.O. Infrastructure Improvement Bonds, Series 2021-A, 5.00% 2030	1,095	1,377
G.O. Infrastructure Improvement Rev. Ref. Bonds, Series 2021-B, 5.00% 2029	1,400	1,722
County of Geauga, Rev. Bonds (South Franklin Circle Project), Series 2012-A, 8.00% 2047 (preref. 2022)[1]	6,845	7,428
County of Hamilton, Metropolitan Sewer Dist. of Greater Cincinatti, Sewer System Rev. Ref. Bonds, Series 2019-A, 5.00% 2029	1,000	1,247
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2024	120	127
Higher Educational Facs. Commission, Higher Educational Fac. Rev. Bonds (John Carroll University Project), Series 2022, 5.00% 2032	1,000	1,233
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2025	1,180	1,308
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2026	3,000	3,418
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2028	6,420	7,666
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2029	7,300	8,885
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2030	2,220	2,750
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)	4,860	4,834
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	2,775	2,743
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)	6,035	6,012
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (The Arts Apartments Project), Series 2020-A, 0.35% 2023 (put 2022)	6,250	6,246
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-K, 3.50% 2046	1,860	1,942
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-D, 4.00% 2047	2,120	2,223
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-B, AMT, 4.50% 2047	1,190	1,261
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	7,075	7,454
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	2,540	2,746
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	10,435	11,217
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-B, 4.50% 2050	1,530	1,656
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-C, 3.25% 2051	7,970	8,471
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2028	6,300	7,730
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2029	2,825	3,535
Miami University, General Receipts and Rev. Ref. Bonds, Series 2022-A, 5.00% 2031	365	458
Miami University, General Receipts and Rev. Ref. Bonds, Series 2022-A, 5.00% 2033	1,550	1,936
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2029	505	622
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2030	825	1,034
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2031	800	1,021
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2032	590	752
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2033	570	724
North East Ohio Regional Sewer Dist., Wastewater Improvement Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2044 (preref. 2024)	6,500	7,200
Ohio University, General Receipts Bonds, Series 2013, 5.00% 2039 (preref. 2022)	1,500	1,555
Ohio University, General Receipts Bonds, Series 2013, 5.00% 2043 (preref. 2022)	2,000	2,073

American Funds Tax-Exempt Funds	63

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Port Auth., Gas Supply Rev. Ref. Bonds, Series 2019, 5.00% 2049 (put 2025)	$8,685	$9,599
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2022	1,825	1,858
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2022	1,550	1,610
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2023	2,590	2,770
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2023	2,305	2,429
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2024	1,360	1,495
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2024	655	710
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2026	865	963
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2027	500	555
Public Facs. Commission, Higher Education G.O. Bonds, Series 2015-C, 5.00% 2028	9,000	10,083
Rev. Bonds (Premier Health Partners Obligated Group), Series 2020, 5.00% 2032	1,000	1,211
Rev. Bonds (Premier Health Partners Obligated Group), Series 2020, 5.00% 2033	415	502
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025	855	893
Turnpike and Infrastructure Commission, Rev. Ref. Bonds, Series 1998-A, National insured, 5.50% 2026	6,500	7,430
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2029	1,000	1,197
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2030	1,325	1,580
Water Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 3.25% 2022	3,500	3,560
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023	1,420	1,501
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2019-A, 5.00% 2029	3,820	4,703
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2032	4,545	5,721
		252,026

Oklahoma 0.11%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023	4,470	4,735
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2020-B, 3.25% 2050	1,930	2,036
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2032	880	1,104
		7,875

Oregon 1.17%
County of Deschutes, Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2029	775	904
County of Deschutes, Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2030	1,035	1,223
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2020, 3.50% 2050	3,660	3,895
G.O. Bonds (Veteran’s Welfare Bonds Series 108), Series 2021-O, 3.00% 2051	5,020	5,287
G.O. Rev. Ref. Bonds (Higher Education), Series 2020-N, 5.00% 2028	500	611
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Anna Mann Apartments Project), Series 2021-AA, 0.75% 2041 (put 2024)	19,600	19,245
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)	8,335	8,229
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	1,640	1,625
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2015-A, 3.50% 2036	1,675	1,732
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	3,895	4,109
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2016-A, 4.00% 2047	375	392
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-A, 4.50% 2049	1,265	1,348

64	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oregon (continued)
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-A, 3.50% 2051	$3,130	$3,336
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-C, 3.00% 2052	4,105	4,292
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2026	1,500	1,714
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2027	1,780	2,073
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2031	4,000	4,889
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 5.00% 2032	3,300	4,027
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-C, 5.00% 2024	1,400	1,520
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-B, 5.00% 2026	1,700	1,909
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-A, 5.00% 2026	950	1,067
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2027 (preref. 2024)	5,225	5,788
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2029 (preref. 2024)	4,785	5,300
Dept. of Transportation, Highway User Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030 (preref. 2024)	2,735	3,030
		87,545

Pennsylvania 3.79%
County of Allegheny, G.O. Bonds, Series C-70, 5.00% 2034 (preref. 2022)	1,000	1,037
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 5.00% 2022	1,000	1,021
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2021-B, 5.00% 2025	740	836
County of Berks, G.O. Bonds, Series 2015, 4.00% 2027 (preref. 2023)	665	702
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.383% 2030 (put 2025)[2]	1,825	1,816
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2031 (put 2025)[2]	2,520	2,508
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.383% 2032 (put 2025)[2]	1,915	1,906
County of Bucks, Industrial Dev. Auth., Solid Waste Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 2.75% 2022 400 406 Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)	1,370	1,468
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)	1,185	1,270
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2019-A, 5.00% 2029	1,000	1,234
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2012-A, 5.00% 2024 (preref. 2022)	1,200	1,223
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2012-A, 5.00% 2025 (preref. 2022)	1,100	1,121
Township of East Hempfield, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Willow Valley Communities Project), Series 2016, 5.00% 2022	590	610
Econ. Dev. Fncg. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2008, 0.40% 2023	8,895	8,745
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2022	5,500	5,708
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2023	5,540	5,848
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2024	4,900	5,435
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2024	4,680	5,111
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2025	5,985	6,737
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2026	1,775	2,054
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2014, AMT, 0.23% 2044 (put 2022)	18,260	18,255
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.58% 2037 (put 2024)	2,100	2,074
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2021-A, AMT, (SIFMA Municipal Swap Index + 0.40%) 0.46% 2041 (put 2024)[2]	4,840	4,821
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2009, 0.95% 2033 (put 2026)	15,625	15,276
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2023	2,250	2,373
G.O. Bonds, Series 2012-1, 5.00% 2024 (preref. 2022)	1,685	1,711

American Funds Tax-Exempt Funds	65

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.66% 2049 (put 2024)[2]	$4,520	$4,542
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	310	350
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2029	535	636
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2030	400	482
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2020, 2.45% 2041	2,215	2,153
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.625% 2042	2,730	2,650
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 5.00% 2027	1,200	1,414
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 5.00% 2028	1,300	1,564
Higher Educational Facs. Auth., Rev. Bonds (Temple University), Series 2012-1, 5.00% 2035 (preref. 2022)	2,755	2,776
Higher Educational Facs. Auth., Rev. Ref. Bonds, Series 2015-AQ, 5.00% 2024	3,955	4,312
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-A, AMT, 4.75% 2033	5,795	6,173
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-123-A, AMT, 4.00% 2039	1,760	1,826
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-118-A, AMT, 3.50% 2040	1,350	1,377
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2015-117-A, AMT, 3.50% 2040	165	170
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-119, 3.50% 2041	205	211
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-121, 3.50% 2046	4,110	4,255
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 3.50% 2046	2,660	2,751
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	4,475	4,690
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	8,525	8,923
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-137, 3.00% 2051	8,945	9,424
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	3,830	3,998
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-132-A, 3.50% 2051	3,325	3,486
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	9,610	9,518
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)	3,095	3,060
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2025	1,000	1,124
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2026	1,920	2,216
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s Hospital), Series 2017-B, (SIFMA Municipal Swap Index + 1.10%) 1.16% 2038[2]	2,190	2,251
County of Lehigh, General Purpose Auth., Rev. Bonds (The Good Shepherd Group), Series 2021-A, 4.00% 2023	415	436
County of Luzerne, Industrial Dev. Auth., Rev. Ref. Bonds (Pennsylvania - American Water Co. Project), Series 2019, 2.45% 2039 (put 2029)	4,500	4,748
County of Montgomery, Higher Education and Health Auth., Hospital Rev. Bonds (Abington Memorial Hospital Obligated Group), Series 2012-A, 5.00% 2031 (preref. 2022)	1,900	1,928
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 4.00% 2035	560	642
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2018-C, 0.78% 2051 (put 2023)[2]	2,800	2,800
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2023 (preref. 2022)	2,400	2,432
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2024 (preref. 2022)	1,000	1,013
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.111% 2048 (put 2022)[2]	2,075	2,085
City of Philadelphia, Airport Rev. and Rev. Ref. Bonds, Series 2021, AMT, 5.00% 2030	2,255	2,758
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2023	1,000	1,057
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2024	2,000	2,182
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2025	2,000	2,245
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2028	1,000	1,112
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2023	1,220	1,296
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2024	5,080	5,578
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2025	3,000	3,390
Philadelphia School Dist., G.O. Bonds, Series 2019-A, National insured, 5.00% 2025	1,200	1,356

66	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Philadelphia School Dist., G.O. Bonds, Series 2019-A, National insured, 5.00% 2026	$2,000	$2,319
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2029	1,340	1,634
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2030	740	917
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2031	730	918
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2032	2,230	2,809
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2033	2,900	3,633
Philadelphia School Dist., G.O. Green Bonds, Series 2019-B, 5.00% 2028	3,740	4,479
Philadelphia School Dist., G.O. Green Bonds, Series 2021-B, 5.00% 2029	335	409
Philadelphia School Dist., G.O. Green Bonds, Series 2021-B, 5.00% 2030	1,245	1,543
Philadelphia School Dist., G.O. Green Bonds, Series 2021-B, 5.00% 2031	1,500	1,886
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2022	4,850	4,974
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2023	1,500	1,594
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2017-C, Assured Guaranty Municipal insured, 0.71% 2040 (put 2023)[2]	7,955	8,007
Public School Building Auth., School Lease Rev. Bonds (Philadelphia School Dist. Project), Series 2012, 5.00% 2022	2,250	2,267
Saint Mary Hospital Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-PA, 5.00% 2029	1,000	1,207
Transportation Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2028	1,475	1,761
Turnpike Commission, Turnpike Rev. Bonds, Series 2016, 5.00% 2022	5,000	5,074
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2027	1,060	1,225
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2028	1,500	1,806
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-C, 5.00% 2028	725	886
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-C, 5.00% 2029	655	817
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-C, 5.00% 2030	1,675	2,128
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2030	1,535	1,950
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2031	2,005	2,542
Turnpike Commission, Turnpike Rev. Ref. Bonds, Series 2019, 5.00% 2030	1,250	1,529
		283,010

Puerto Rico 0.02%
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 5.00% 2029	450	538
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 5.00% 2030	585	711
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 5.00% 2031	265	327
		1,576

Rhode Island 0.33%
Health and Educational Building Corp., Educational Institution Rev. Bonds (St. George’s School Issue), Series 2021, 5.00% 2028	1,000	1,217
Health and Educational Building Corp., Providence Public Schools Rev. Bond Fncg. Program, Rev. Ref. Bonds (Providence Public Buildings Auth. Issue), Series 2015, Assured Guaranty Municipal insured, 5.00% 2026	2,000	2,238
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-2, 4.00% 2032 60 60 Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	260	265
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 68-C, AMT, 3.50% 2039 3,105 3,200 Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 75-A, 3.00% 2051	11,835	12,432
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	2,185	2,164
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2025	525	591
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	825	949
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2015-A, AMT, 3.50% 2025	1,350	1,361
		24,477

South Carolina 1.50%
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)	4,255	4,218
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 5.00% 2029	500	615
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2013, 5.00% 2043 (preref. 2023)	6,380	6,656
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2016-B-2, AMT, 4.00% 2043	900	940

American Funds Tax-Exempt Funds	67

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-A, 4.00% 2047	$1,575	$1,651
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	1,055	1,112
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	2,130	2,291
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	14,310	15,508
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	11,440	12,031
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-B, 3.25% 2052	7,125	7,529
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	970	1,025
Housing Fin. and Dev. Auth., Multi Family Housing Rev. Bonds (The Sullivan), Series 2021-B, 0.34% 2025 (put 2024)	5,935	5,825
Housing Fin. and Dev. Auth., Multi Family Housing Rev. Bonds (Villages at Congaree Pointe Project), Series 2021-B, 1.25% 2025 (put 2024)	3,885	3,876
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	5,420	5,706
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 5.00% 2029	840	1,038
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 5.00% 2031	1,600	2,040
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 5.00% 2032	1,625	2,070
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2022	4,250	4,405
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-C, 5.00% 2022	1,000	1,036
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2026	2,650	2,690
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2026 (preref. 2022)	2,350	2,385
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028	3,225	3,274
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028 (preref. 2022)	3,080	3,127
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2028	2,455	2,816
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-A, 5.75% 2043 (preref. 2023)	5,120	5,568
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	900	1,005
County of Richland, Environmental Improvement Rev. Ref. Bonds, Series 2014-A, AMT, 3.875% 2023	4,900	5,062
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2029	1,705	2,061
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2030	1,830	2,251
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2031	1,405	1,758
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2032	460	583
		112,152

South Dakota 0.59%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-A, AMT, 3.00% 2030	65	66
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2013-E, AMT, 4.00% 2044	125	128
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	105	108
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2015-D, 4.00% 2045	425	443
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	5,260	5,463
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-B, 3.50% 2046	545	566
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048	4,135	4,467
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	1,755	1,872
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	20,385	21,326
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-C, 3.50% 2051	9,295	9,911
		44,350

Tennessee 0.88%
Housing Dev. Agcy., Homeownership Program Bonds, Series 2015-A, 3.50% 2045	310	323
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-1-C, 3.00% 2038	320	325
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2A, AMT, 4.00% 2042	1,710	1,805
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	1,700	1,797
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2-B, 4.00% 2042	1,275	1,352
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-2-A, AMT, 4.00% 2043	235	241
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	205	213
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, AMT, 4.00% 2045	95	99
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, AMT, 4.00% 2046	295	308
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2016-1-B, 3.50% 2047	85	89
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-2, 4.00% 2048	1,975	2,135
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2020-3-A, 3.50% 2050	2,730	2,905
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 3.75% 2050	3,050	3,275
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-1, 4.25% 2050	2,355	2,531
City of Kingsport, Industrial Dev. Board, Collateralized Multi Family Housing Bonds (Kings West Apartments Project), Series 2020, 0.35% 2023[2]	1,000	999

68	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Tennessee (continued)
County of Knox, Health, Educational and Housing Fac. Board, Collateralized Multi Family Housing Bonds (Covenant Village Project), Series 2020, 0.30% 2023 (put 2022)	$625	$624
County of Knox, Health, Educational and Housing Fac. Board, Hospital Rev. Ref. Bonds (Covenant Health), Series 2012-A, 5.00% 2023	1,000	1,039
County of Knox, Health, Educational and Housing Fac. Board, Multi Family Housing Bonds (Farragut Pointe Apartments Project), Series 2021, 0.65% 2026 (put 2024)	6,755	6,627
City of Knoxville, Community Dev. Corp., Collateralized Multi Family Housing Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)	2,880	2,842
City of Memphis, Health, Educational and Housing Fac. Board, Multi Family Housing Rev. Bonds (Robinhood Partners Park Apartment Project), Series 2020, 0.45% 2023 (put 2022)	1,000	999
City of Memphis, Health, Educational and Housing Facs. Board, Collateralized Multi Family Housing Rev. Bonds (Burkle & Main Apartments Project), Series 2019, 1.40% 2022 (put 2022)	100	100
City of Memphis, Health, Educational and Housing Facs. Board, Collateralized Multi Family Housing Rev. Bonds (Memphis Tower Apartments Project), Series 2020, 0.25% 2023 (put 2022)	3,750	3,738
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2021-A, 5.00% 2031	4,820	5,994
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Green Bonds, Series 2021-A, 5.00% 2030	1,205	1,519
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Green Bonds, Series 2021-A, 5.00% 2031	1,325	1,702
School Bond Auth., Higher Education Facs., Second Program Bonds, Series 2015-B, 5.00% 2045 (preref. 2025)	3,030	3,445
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	15,500	19,012
		66,038

Texas 11.79%
Abilene Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	2,000	2,229
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	620	618
Alamo Community College Dist., Limited Tax and Rev. Ref. Bonds, Series 2017, 5.00% 2028	8,625	10,331
Aldine Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2025	1,000	1,115
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2028	500	602
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2029	700	860
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2030	350	438
Alvin Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2014-B, 0.45% 2036 (put 2023)	3,520	3,496
Angleton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,545	1,766
Angleton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,070	1,254
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2027	375	422
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2028	400	455
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2029	360	414
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2027	1,310	1,552
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2027	1,280	1,514
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2028	750	905
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2029	800	984
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2030	345	431
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2031	445	565
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2027	500	590
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2030	850	1,042
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2031	880	1,074
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 2.75% 2026	580	587
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2033	585	650
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2034	605	672

American Funds Tax-Exempt Funds	69

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Arlington Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2028	$1,125	$1,287
City of Arlington, Permanent Improvement Bonds, Series 2021-A, 5.00% 2030	1,310	1,648
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)	13,060	13,018
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2030	840	1,064
City of Austin, Electric Utility System Rev. Ref. and Improvement Bonds, Series 2020-A, 5.00% 2029	2,000	2,490
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2029	1,000	1,245
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	2,960	3,362
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2030	1,370	1,737
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2031	1,500	1,937
Barbers Hill Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2030	3,430	4,291
City of Baytown, Municipal Dev. Dist., Hotel Rev. Bonds (Baytown Convention Center Hotel), Series 2021-A, 2.50% 2031	750	710
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 5.00% 2023	900	940
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 5.00% 2023	710	742
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2025	1,260	1,406
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	2,000	2,394
Brazosport Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2022	1,175	1,177
Brazosport Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	1,760	1,763
Brownsville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 3.00% 2026	2,180	2,347
City of Bryan, Electric System Rev. Bonds, Series 2021, BAM insured, 5.00% 2025	235	264
City of Bryan, Electric System Rev. Bonds, Series 2021, BAM insured, 5.00% 2028	265	319
Burnet Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	1,265	1,602
County of Cameron, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)	3,355	3,318
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2024	1,390	1,502
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	1,875	2,090
Canyon Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027	2,145	2,524
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Grand Avenue Flats), Series 2021, 0.29% 2039 (put 2024)	7,780	7,617
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Mission Trail at El Camino Real Apartments), Series 2019, 2.10% 2037 (put 2022)	2,995	2,998
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)	24,065	23,746
Carroll Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2026	1,000	1,146
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023	2,565	2,681
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2024	1,000	1,072
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2025	1,000	1,104
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2016, 5.00% 2026	1,500	1,701
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2021-D, 5.00% 2030	1,805	2,212
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2021-D, 5.00% 2031	3,000	3,733
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2021-D, 5.00% 2032	2,870	3,591
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2021-D, 5.00% 2033	2,770	3,458
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)	3,350	3,279
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2025	1,490	1,684
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2026	3,800	4,410
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2027	1,150	1,367
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2028	2,535	3,075
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2030	1,500	1,879
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2031	1,250	1,564
Collin County Community College Dist., G.O. Bonds, Series 2020-A, 5.00% 2032	1,000	1,250
Conroe Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,660	1,663
Conroe Local Government Corp., Hotel Rev. Bonds (Conroe Convention Center Hotel), Series 2021-A, 2.50% 2031	615	588
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2028	2,125	2,579
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2029	1,730	2,141
Crowley Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-B, 4.00% 2039 (preref. 2025)	1,665	1,821
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031	785	961

70	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2032	$855	$1,046
Cypress-Fairbanks Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2024	3,100	3,349
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2026	1,000	1,146
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2014-C, 5.00% 2027	2,500	2,701
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,000	1,177
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-2, 0.28% 2040 (put 2024)	4,645	4,523
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-1, 0.28% 2040 (put 2024)	1,985	1,933
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-A, AMT, 5.00% 2026 (preref. 2022)	1,000	1,032
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2028	1,620	1,671
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2014-A, AMT, 5.25% 2026	2,000	2,139
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Estates at Shiloh), Series 2019, 1.25% 2037 (put 2023)	4,885	4,910
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	6,170	6,146
Dallas Area Rapid Transit Sales Tax Rev. Bonds, Series 2020-B, 5.00% 2022	1,250	1,297
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023	1,090	1,159
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2034 (preref. 2024)	1,000	1,099
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2022	3,925	3,930
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2033	4,430	5,415
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2028	455	552
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2028	370	449
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2029	775	958
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2029	460	569
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2030	505	630
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2030	450	561
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022	1,230	1,251
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,000	1,186
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2028	7,320	8,502
Dumas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2026	1,435	1,643
Dumas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2027	1,505	1,769
Dumas Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2028	1,335	1,605
Eagle Mountain-Saginaw Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2028	1,000	1,216
Eagle Mountain-Saginaw Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2030	1,010	1,231
City of El Paso, Combination Tax and Rev. Bonds Certs. of Obligation, Series 2021-A, 5.00% 2027	275	327
City of El Paso, Combination Tax and Rev. Bonds Certs. of Obligation, Series 2021-A, 5.00% 2028	350	425
City of El Paso, Combination Tax and Rev. Bonds Certs. of Obligation, Series 2021-A, 5.00% 2029	425	527
El Paso Independent School Dist., Maintenance Tax Notes, Series 2020, 2.00% 2040 (put 2023)	2,560	2,600
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,000	1,194
Forney Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-A, 5.00% 2029	1,255	1,555
Fort Bend Grand Parkway Toll Road Auth., Limited Contract Tax and Toll Road Rev. Ref. Bonds, Series 2021-A, 5.00% 2031	1,000	1,273
Fort Bend Grand Parkway Toll Road Auth., Limited Contract Tax and Toll Road Rev. Ref. Bonds, Series 2021-A, 4.00% 2032	315	371
Fort Bend Grand Parkway Toll Road Auth., Limited Contract Tax and Toll Road Rev. Ref. Bonds, Series 2021-A, 4.00% 2033	1,000	1,174
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	17,385	16,735
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	5,495	5,444
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2028	1,635	1,992
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2027	1,075	1,266
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	2,375	2,973
Fort Worth Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2031	1,995	2,540
City of Fort Worth, Water and Sewer System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2030	7,000	8,763

American Funds Tax-Exempt Funds	71

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
G.O. Water Financial Assistance Rev. Ref. Bonds, Series 2021-B, 4.00% 2028	$1,325	$1,449
G.O. Water Financial Assistance Rev. Ref. Bonds, Series 2021-B, 4.00% 2029	1,500	1,639
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	5,080	4,970
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2028	195	233
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2029	385	469
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2030	375	465
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2031	475	599
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2032	720	902
City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2024	1,230	1,329
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2028	1,060	1,274
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 0.60% 2035 (put 2026)	2,135	1,988
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.15% 2049 (put 2022)	5,010	4,997
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Bonds, Series 2013-B, 5.00% 2053 (preref. 2023)	2,140	2,284
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	1,695	1,708
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 3.00% 2022	1,000	1,014
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	4,240	4,240
Harlingen Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2032	1,000	1,239
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2023	1,000	1,056
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2025	2,850	3,148
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-1, (SIFMA Municipal Swap Index + 0.42%) 0.48% 2049 (put 2022)[2]	7,200	7,200
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-B, 5.00% 2041 (put 2024)	4,440	4,889
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2013-B, (SIFMA Municipal Swap Index + 0.90%) 0.96% 2022[2]	1,885	1,888
County of Harris, Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2019-A, (3-month USD-LIBOR x 0.70 + 0.65%) 0.721% 2046 (put 2024)[2]	4,950	4,963
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	4,135	4,138
County of Harris, Deer Park Independent School Dist., Limited Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2030	1,635	2,041
County of Harris, Flood Control Dist., Contract Tax Rev. Ref. Bonds, Series 2019-A, 5.00% 2022	5,435	5,597
County of Harris, Flood Control Dist., Improvement Rev. Ref. Bonds, Series 2020-A, 5.00% 2027	910	1,087
County of Harris, Flood Control Dist., Improvement Rev. Ref. Bonds, Series 2021-A, 5.00% 2030	2,500	3,172
County of Harris, Flood Control Dist., Improvement Rev. Ref. Bonds, Series 2021-A, 5.00% 2031	3,000	3,794
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Contractual Obligations, Series 2014, 5.00% 2027 (preref. 2024)	1,140	1,261
County of Harris, Permanent Improvement Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,000	1,030
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)	3,225	3,337
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	3,000	3,287
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2030	1,420	1,707
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2027	1,700	1,977
Hays Consolidated Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2027	1,790	2,106
Hays Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2031	1,230	1,418
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)	1,700	1,683
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	3,160	3,153
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	5,795	5,712
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (The Park at Kirkstall), Series 2021, 0.65% 2025 (put 2024)	10,455	10,260
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2019-A, 4.75% 2049	1,565	1,701
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	16,620	17,472
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	6,645	7,172
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	8,960	9,725

72	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051	$7,895	$8,456
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	13,995	14,743
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	1,935	1,888
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-A, AMT, 5.00% 2028	1,000	1,192
City of Houston, Airport System Rev. Bonds, Series 2018-C, AMT, BAM insured, 5.00% 2025	1,250	1,397
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2025 (preref. 2022)	1,440	1,467
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2026	5,010	5,726
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2029	1,700	2,056
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2029	1,500	1,785
City of Houston, Airport System Rev. Ref. Bonds, Series 2020-A, AMT, 5.00% 2030	2,400	2,952
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2030	1,035	1,227
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-A, AMT, 5.00% 2032	5,950	6,060
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2036	2,000	2,397
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2027	4,500	5,255
City of Houston, Combined Utility System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2024 (escrowed to maturity)	2,500	2,417
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2028	500	610
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2029	490	610
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2030	650	813
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	3,315	3,755
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2025	85	93
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2026	140	156
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2028	130	147
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2030	255	295
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2031	150	174
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2027	2,460	2,775
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	7,865	7,779
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,184
City of Houston, Water and Sewer System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2028 (escrowed to maturity)	1,300	1,161
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 3.00% 2022	2,000	2,002
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 3.00% 2022	300	300
Houston Community College System, Maintenance Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	725	749
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2026	1,250	1,456
Hutto Independent School Dist., Unlimited Tax School Building Bonds, Series 2015, 2.00% 2055 (put 2025)	3,750	3,834
Irving Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,350	1,546
Jacksonville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027	1,500	1,765
Katy Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	3,480	3,486
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 5.00% 2031	885	1,084
Kaufman Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,445	1,651
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2022	1,000	1,023
Killeen Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	3,350	3,356
La Joya Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2022	1,600	1,603
Lake Travis Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	1,050	1,172
Lake Travis Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2026	1,110	1,275
Lewisville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2024	2,500	2,746
Love Field Airport Modernization Corp., General Airport Rev. Bonds, Series 2017, AMT, 5.00% 2026	1,000	1,152
Love Field Airport Modernization Corp., General Airport Rev. Ref. Bonds, Series 2021, AMT, 5.00% 2032	15,865	19,790
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2022, Assured Guaranty Municipal insured, 5.00% 2032	3,765	4,748
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2024	2,250	2,445

American Funds Tax-Exempt Funds	73

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2029	$1,000	$1,219
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2030	1,000	1,241
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2021-A, 5.00% 2032	1,400	1,770
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2033	2,000	2,445
Lumberton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2029	1,065	1,306
Manor Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2029	2,915	3,555
Mansfield Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028 (preref. 2025)	2,415	2,695
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2014, 5.00% 2034 (preref. 2024)	1,290	1,394
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (Central Power and Light Co. Project), Series 1996, AMT, 0.90% 2030 (put 2023)	4,545	4,521
McAllen Independent School Dist., Maintenance Tax Notes, Series 2020, 5.00% 2026	895	1,021
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	4,460	4,357
County of Midland, Public Fac. Corp., Multi Family Housing Rev. Bonds (Palladium at West Francis), Series 2020, 0.35% 2024 (put 2023)	4,000	3,967
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	3,630	4,129
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-B, (SIFMA Municipal Swap Index + 0.55%) 0.61% 2027[2]	2,155	2,160
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022	1,245	1,285
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2023	1,520	1,614
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2024	1,030	1,121
Nederland Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2029	1,150	1,429
Nederland Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2030	1,000	1,244
Nederland Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	880	1,091
Nederland Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2032	1,000	1,163
City of New Braunfels, Utility System Rev. Ref. Bonds, Series 2021, 5.00% 2029	1,545	1,904
New Braunfels Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020, 0% 2023	5,305	5,267
New Caney Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 1.25% 2050 (put 2024)	2,505	2,509
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 5.00% 2028	1,500	1,771
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2022	645	664
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2023	500	534
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2024	625	688
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2027	1,230	1,364
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2028	1,440	1,591
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville III, LLC - Tarleton State University Project), Series 2015-A, 5.00% 2030 (preref. 2025)	800	895
North Central Texas Health Facs. Dev. Corp., Hospital Rev. Bonds (Presbyterian Healthcare System Project), Series 1996, National insured, 5.75% 2026 (escrowed to maturity)	4,950	5,468
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	2,660	2,608
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 2.375% 2047 (put 2022)	3,500	3,534
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 5.00% 2028	1,000	1,220
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 5.00% 2029	1,750	2,175
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 5.00% 2031	415	532
North Texas Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2012-A, 5.125% 2042 (preref. 2022)	1,650	1,675
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022	1,550	1,590
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2027	1,000	1,174
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2028	1,715	2,056
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2029	2,000	2,447

74	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	$4,000	$4,291
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2027	1,000	1,071
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2028	2,000	2,269
North Texas Tollway Auth., System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-D, Assured Guaranty insured, 0% 2030	4,000	3,422
Northside Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2021, 5.00% 2028	2,830	3,445
Northside Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2021, 5.00% 2029	3,375	4,185
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	3,115	3,034
Northwest Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2031 (preref. 2025)	1,000	1,116
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2030	895	1,118
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031	895	1,131
County of Nueces, Combination Tax and Limited Tax Rev. Ref. Certs. of Obligation, Series 2021-A, 5.00% 2029	460	562
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	6,970	6,901
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2029	1,825	2,239
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038	7,240	7,550
Pearsall Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2030	1,275	1,566
Pflugerville Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2022	3,170	3,175
Pflugerville Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2023	1,715	1,792
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023	3,690	3,855
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2029	1,065	1,216
Plano Public Fac. Corp., Multi Family Housing Rev. Bonds (K Avenue Lofts), Series 2021, 0.65% 2041 (put 2024)	8,500	8,500
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2030	2,345	2,936
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 5.00% 2031	855	1,090
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2023)	3,145	3,199
Public Fin. Auth., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022	1,515	1,560
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2028	1,400	1,681
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2029	1,495	1,830
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2030	950	1,168
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2031	1,450	1,779
City of San Antonio, Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2028	1,250	1,490
City of San Antonio, Combination Tax and Rev. Certs. of Obligation, Series 2020, 5.00% 2028	1,030	1,248
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	4,345	4,533
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2019, 4.00% 2027	2,760	3,107
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	3,730	3,789
City of San Antonio, General Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2022	2,475	2,475
City of San Antonio, Passenger Fac. Charge and Airport System Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2029	1,000	1,210
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2025	875	981
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2026	1,000	1,153
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2027	1,000	1,182
San Antonio Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2028	1,875	2,285
San Antonio Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-B, 5.00% 2029	2,500	3,108
Spring Branch Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2019, 5.00% 2027	1,725	2,029
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2024	1,500	1,647
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031	1,385	1,683
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2030	280	322
Tantum Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2023	1,145	1,184
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2029	5,020	5,767
Tarrant Regional Water Dist., Water Transmission Fac. Contract Rev. Bonds (City of Dallas Project), Series 2021-A, 4.00% 2024	1,410	1,516
Texas City Independent School Dist., Unlimited Tax School Building Rev. Ref. Bonds, Series 2019, 5.00% 2025	1,500	1,696
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2015-B, 5.00% 2025 (preref. 2023)	1,600	1,687
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	1,425	1,638
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023	2,090	2,184
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024	690	746
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2025	1,000	1,088

American Funds Tax-Exempt Funds	75

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Transportation Commission, Highway Improvement G.O. Bonds, Series 2016-A, 5.00% 2028	$2,210	$2,538
County of Travis, Strategic Housing Fin. Corp., Multi Family Housing Rev. Bonds (Yager Flats), Series 2021, 0.46% 2041 (put 2025)	18,775	18,289
Trinity River Auth., Regional Wastewater System Rev. Improvement and Rev. Ref. Bonds, Series 2019, 5.00% 2022	1,250	1,278
Trinity River Auth., Regional Wastewater System Rev. Improvement and Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,250	1,486
Trinity River Auth., Regional Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2030	1,415	1,778
Trinity River Auth., Regional Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2031	2,195	2,806
Trinity River Auth., Rev. Ref. Bonds (Tarrant County Water Project), Series 2015, 5.00% 2025	1,710	1,899
Trinity River Public Fac. Corp., Multi Family Housing Rev. Bonds (Cowan Place Apartments), Series 2021, 0.28% 2024 (put 2023)	4,500	4,438
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2025	1,030	1,166
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2026	1,420	1,651
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027	1,490	1,776
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	2,620	3,006
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2017-C, 5.00% 2028	2,665	3,046
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2024	1,665	1,807
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2025	1,255	1,404
Waco Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,615	1,875
Waller Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 5.00% 2030	1,820	2,268
Water Dev. Board, State Revolving Fund Rev. Bonds, Series 2018, 5.00% 2030	2,760	3,269
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-B, 5.00% 2023	1,455	1,530
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 5.00% 2029	6,935	8,405
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2021, 5.00% 2030	3,000	3,817
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2021, 5.00% 2030	2,490	3,138
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2021, 5.00% 2031	1,600	2,073
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2021, 5.00% 2031	1,445	1,854
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2021, 5.00% 2032	1,405	1,820
Wylie Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2030	13,170	16,514
		880,296

Utah 0.32%
Board of Higher Education, General Rev. Green Bonds (University of Utah), Series 2022-A, 5.00% 2034	3,220	4,122
Building Ownership Auth., Series 2017, 5.00% 2022	1,710	1,732
Canyons School Dist., Local Building Auth., Lease Rev. Bonds, Series 2021, 5.00% 2029	2,640	3,269
Central Valley Water Reclamation Fac., Sewer Rev. Green Bonds , Series 2021-C, 5.00% 2026	500	574
Central Valley Water Reclamation Fac., Sewer Rev. Green Bonds , Series 2021-C, 5.00% 2027	555	654
Provo City School Dist., G.O. Bonds, Series 2021, 5.00% 2029	1,575	1,953
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2028	2,800	3,318
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2017-A, AMT, 5.00% 2029	1,330	1,544
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2030	2,750	3,364
Transit Auth., Sales Tax Rev. and Rev. Ref. Bonds, Series 2012, 5.00% 2026 (preref. 2022)	1,000	1,017
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023	725	769
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2026	655	750
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2030	225	278
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2031	120	150
		23,494

Vermont 0.13%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2017-A, AMT, 4.00% 2047	2,435	2,567
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2018-A, 4.00% 2048	1,040	1,099
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2019-A, 4.00% 2049	2,200	2,382
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050	1,200	1,282
Student Assistance Corp., Education Loan Rev. Bonds, Series 2017-A, AMT, 5.00% 2022	400	406

76	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Vermont (continued)
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2027	$400	$460
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2028	490	571
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2029	500	587
		9,354

Virginia 2.18%
County of Amelia, Industrial Dev. Auth., Solid Waste Disposal Rev. and Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.45% 2027	1,810	1,798
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2027	1,000	1,184
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2032	1,685	2,093
County of Charles City, Industrial Dev. Auth., Solid Waste Disposal Rev. and Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.45% 2027	1,250	1,242
County of Charles City, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management of Virginia, Inc. Project), Series 2003-A, AMT, 2.40% 2027 (put 2022)	1,375	1,380
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2012-A, 5.00% 2024 (preref. 2022)	1,885	1,885
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2033 (preref. 2023)	14,055	14,593
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2013-A, 4.50% 2034 (preref. 2023)	7,350	7,631
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2027	290	333
County of Fairfax, Econ. Dev. Auth.,County Facs. Rev. Green Bonds (County Facs. Project), Series 2021-A, 5.00% 2032	1,000	1,296
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)	7,225	7,129
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Oakwood North Four Project), Series 2021, 0.41% 2025 (put 2024)	7,000	6,887
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2028	1,950	2,263
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2029	2,165	2,550
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2030	2,275	2,664
County of Halifax, Industrial Dev. Auth., Recovery Zone Fac. Rev. Bonds (Virginia Electric and Power Co. Project), Series 2010-A, 0.45% 2041 (put 2022)	6,335	6,335
Hampton Roads Sanitation Dist., Wastewater Rev. Ref. Bonds, Series 2014-A, 5.00% 2028 (preref. 2024)	2,915	3,187
County of Hanover, Econ. Dev. Auth., Multi Family Housing Rev. Bonds (Harbour Square Apartments), Series 2020, 0.31% 2023 (put 2022)	1,000	998
City of Hopewell, Redev. And Housing Auth., Multi Family Housing Rev. Bonds (Hopewell Heights Apartments), Series 2021-A, 0.49% 2024 (put 2023)	7,750	7,664
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-A, 1.90% 2035 (put 2023)	3,000	3,041
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 5.00% 2030	975	1,207
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 5.00% 2032	2,250	2,877
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 5.00% 2033	710	903
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 5.00% 2034	1,425	1,811
City of Richmond, Public Utility Rev. and Rev. Ref. Bonds, Series 2016-A, 5.00% 2028	5,500	6,295
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 3.00% 2022	140	142
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 3.00% 2023	190	196
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 3.00% 2024	205	215
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 4.00% 2031	2,125	2,368
Small Business Fncg. Auth., Rev. Bonds (95 Express Lanes LLC Project), Series 2017, AMT, 5.00% 2034	3,800	3,806

American Funds Tax-Exempt Funds	77

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
Small Business Fncg. Auth., Rev. Bonds (95 Express Lanes LLC Project), Series 2019, AMT, 5.00% 2049	$18,435	$18,463
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2029	1,260	1,507
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2030	1,480	1,765
Small Business Fncg. Auth., Rev. Ref. Bonds (Elizabeth River Crossings Opco, LLC Project), Series 2022, AMT, 4.00% 2030	2,250	2,476
Small Business Fncg. Auth., Rev. Ref. Bonds (Elizabeth River Crossings Opco, LLC Project), Series 2022, AMT, 4.00% 2031	2,925	3,239
Small Business Fncg. Auth., Rev. Ref. Bonds (Elizabeth River Crossings Opco, LLC Project), Series 2022, AMT, 4.00% 2032	2,250	2,482
Small Business Fncg. Auth., Rev. Bonds (95 Express Lanes LLC Project), Series 2012, AMT, 5.00% 2034	1,000	1,002
Small Business Fncg. Auth., Rev. Bonds (95 Express Lanes LLC Project), Series 2012, AMT, 5.00% 2040	18,720	18,749
Small Business Fncg. Auth., Rev. Bonds (Elizabeth River Crossings Opco, LLC Project), Series 2012, AMT, 5.50% 2042	13,250	13,494
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 4.00% 2040 (preref. 2025)	3,015	3,303
		162,453

Washington 2.34%
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2029	6,400	7,968
Econ. Dev. Fin. Auth., Environmental Facs. Rev. Green Bonds (Mura Cascade ELP, LLC Project), Series 2021, AMT, 0.33% 2041 (put 2022)[3]	7,995	7,972
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2020-A, 5.00% 2032	1,805	2,272
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2020-A, 5.00% 2033	3,000	3,775
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)	2,620	2,591
G.O. Bonds, Series 2012-D, 5.00% 2023	5,015	5,015
G.O. Bonds, Series 2017-D, 5.00% 2028	5,000	5,865
G.O. Bonds, Series 2019-C, 5.00% 2031	5,000	6,122
G.O. Bonds, Series 2019-A, 5.00% 2033	3,500	4,221
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022	2,370	2,423
Health Care Facs. Auth., Rev. Ref. Bonds (PeaceHealth), Series 2014-A, 5.00% 2026 (preref. 2024)	1,000	1,086
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-B, 4.00% 2042 (put 2030)	10,000	11,691
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	3,435	3,407
Housing Fin. Commission, Multi Family Housing Rev. Bonds (HopeSource III Portfolio Projects), Series 2022, 1.25% 2025 (put 2024)	3,090	3,093
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	9,331	9,871
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2024[3]	835	896
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2026[3]	1,590	1,805
Housing Fin. Commission, Single Family Program Bonds, Series 2014-2A-R, AMT, 3.50% 2044	100	102
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	6,380	6,812
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 4.00% 2050	710	767
Housing Fin. Commission, Single Family Program Bonds, Series 2021-2-N, 3.00% 2051	5,110	5,373
Housing Fin. Commission, Single Family Program Rev. Ref. Bonds, Series 2015-A-R, AMT, 3.50% 2038	285	293
Motor Vehicle Fuel Tax G.O. Rev. Ref. Bonds, Series R-2022-B, 5.00% 2031	3,105	3,972
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	4,950	4,834
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	1,125	1,123
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.31% 2045 (put 2026)[2]	7,070	7,131
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.55% 2046 (put 2023)[2]	4,500	4,514
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2029	1,525	1,896
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2030	1,600	2,028
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 4.00% 2032	1,395	1,670
City of Seattle, Water System Improvement and Rev. Ref. Bonds, Series 2021, 4.00% 2033	5,000	6,007
Port of Seattle, Rev. and Rev. Ref. Bonds, Series 2021, AMT, 5.00% 2030	9,345	11,593
Port of Seattle, Rev. Bonds, Series 2018-A, AMT, 5.00% 2025	5,250	5,860

78	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Port of Seattle, Rev. Bonds, Series 2017-C, AMT, 5.00% 2025	$2,500	$2,791
Port of Seattle, Rev. Bonds, Series 2017-C, AMT, 5.00% 2026	2,500	2,861
Port of Seattle, Rev. Bonds, Series 2017-C, AMT, 5.00% 2027	2,500	2,932
Port of Seattle, Rev. Bonds, Series 2018-A, AMT, 5.00% 2028	4,750	5,539
Port of Seattle, Rev. Bonds, Series 2019, AMT, 5.00% 2030	2,000	2,421
Port of Seattle, Rev. Ref. Bonds, Series 2012-B, AMT, 5.00% 2022	1,825	1,865
Port of Seattle, Rev. Ref. Bonds, Series 2015-C, AMT, 5.00% 2029	1,000	1,091
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs., LLC), Series 2013, AMT, 5.00% 2022	1,000	1,015
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs., LLC), Series 2013, AMT, 5.00% 2023	1,100	1,160
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 4.00% 2026	2,300	2,545
Snohomish School Dist. No. 201, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2028	2,750	3,376
Tacoma School Dist. No. 10, Unlimited Tax G.O. Bonds, Series 2020-B, 5.00% 2028	2,295	2,817
		174,461

West Virginia 0.36%
Board of Governors of West Virginia University, Rev. Ref. and Improvement Bonds (West Virginia University Projects), Series 2013-A, 5.00% 2026 (preref. 2022)	1,000	1,030
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2011-A, AMT, 1.00% 2041 (put 2025)	4,425	4,351
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2009-B, 2.625% 2042 (put 2022)	6,250	6,285
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Appalachian Power Co. - Amos Project), Series 2015-A, 2.55% 2040 (put 2024)	1,250	1,287
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Wheeling Power Co. - Mitchell Project), Series 2013-A, AMT, 3.00% 2037 (put 2022)	5,200	5,222
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	2,175	2,170
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Parkland Place / Chapmanville Towers), Series 2021, 0.28% 2024 (put 2023)	6,875	6,824
		27,169

Wisconsin 2.00%
Clean Water Rev. Ref. Bonds, Series 2016-1, 5.00% 2023 (escrowed to maturity)	1,960	2,069
Environmental Improvement Fund Rev. Green Bonds, Series 2021-A, 5.00% 2028	1,000	1,216
Environmental Improvement Fund Rev. Green Bonds, Series 2021-A, 4.00% 2032	1,525	1,790
G.O. Bonds, Series 2013-A, 5.00% 2025 (preref. 2022)	9,250	9,356
G.O. Bonds, Series 2015-A, 5.00% 2031 (preref. 2023)	12,385	13,041
General Fund Annual Appropriation Rev. Ref. Bonds, Series 2017-B, 5.00% 2033	3,165	3,625
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-B, 5.00% 2038 (put 2023)	11,000	11,389
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.61% 2054 (put 2023)[2]	5,200	5,211
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-4, (SIFMA Municipal Swap Index + 0.65%) 0.71% 2054 (put 2024)[2]	4,000	4,034
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[3]	12,430	13,887
Health and Educational Facs. Auth., Rev. Ref. Bonds (ProHealth Care, Inc. Obligated Group), Series 2015, 5.00% 2031	1,650	1,805
Housing and Econ. Dev. Auth., Home Ownership Mortgage Rev. Bonds, Series 2017-A, 2.69% 2047	3,500	3,541
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2015-A, AMT, 4.00% 2045	2,135	2,207
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2016-A, AMT, 3.50% 2046	1,910	1,972
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	3,760	3,950
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	2,165	2,279
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2019-A, 4.25% 2049	14,040	15,151
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	8,945	9,522
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	3,865	4,056
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-C, 3.00% 2052	2,875	3,032
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	875	865
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	1,100	1,077
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-C, 0.81% 2052 (put 2025)	6,250	6,116
County of Milwaukee, Airport Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2023	1,475	1,578
County of Milwaukee, Airport Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2024	1,550	1,703

American Funds Tax-Exempt Funds	79

Limited Term Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Public Fin. Auth., Retirement Facs. First Mortgage Rev. and Rev. Ref. Bonds (The United Methodist Retirement Homes), Series 2021-A, 4.00% 2025	$230	$252
Public Fin. Auth., Retirement Facs. First Mortgage Rev. and Rev. Ref. Bonds (The United Methodist Retirement Homes), Series 2021-A, 4.00% 2026	225	251
Public Fin. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-C, 4.00% 2041 (put 2030)	7,575	8,854
Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2016-A-3, AMT, 1.10% 2029 (put 2026)	10,620	10,473
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	630	747
University of Wisconsin, Hospitals and Clinics Auth., Rev. Green Bonds, Series 2021-B, 5.00% 2029	2,000	2,452
University of Wisconsin, Hospitals and Clinics Auth., Rev. Green Bonds, Series 2021-B, 5.00% 2030	1,525	1,903
		149,404

Wyoming 0.32%
Community Dev. Auth., Housing Rev. Bonds, Series 2016-1, AMT, 3.50% 2038	1,750	1,812
Community Dev. Auth., Housing Rev. Bonds, Series 2015-3, 3.00% 2044	180	184
Community Dev. Auth., Housing Rev. Bonds, Series 2015-6, 4.00% 2045	1,030	1,061
Community Dev. Auth., Housing Rev. Bonds, Series 2019-1, 4.00% 2048	3,730	3,980
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050	7,565	7,926
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	8,555	9,245
		24,208

Total bonds, notes & other debt instruments (cost: $6,323,637,000)		6,282,113

Short-term securities 15.97%
Municipals 15.97%
Freddie Mac, Multi Family Mortgage Certs., Series 2019-M-055, 0.27% 2028[2,3]	2,000	2,000
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1993-B, 0.10% 2033[2]	2,000	2,000
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.11% 2048[2]	9,730	9,730
State of California, Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-D-2, 0.04% 2047[2]	10,000	10,000
State of California, Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.04% 2053[2]	23,250	23,250
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.08% 2035[2]	1,000	1,000
State of California, G.O. Bonds, Series 2005-B-3, 0.04% 2040[2]	8,705	8,705
State of California, G.O. Bonds, Series 2020, 0.03% 2048[2]	35,500	35,500
State of California, IAM Commercial Paper, Series 2021-A-6, 0.11% 2/2/2022	10,000	10,000
State of California, Infrastructure and Econ. Dev. Bank, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.20% 2050 (put 2022)[3,4]	16,500	16,500
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	1,190	1,173
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-1, 0.08% 2035[2]	10,650	10,650
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-2, 0.08% 2035[2]	7,580	7,580
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2001-B-5, 0.04% 2034[2]	8,700	8,700
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.07% 2050[2]	6,000	6,000
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.09% 2051[2]	7,700	7,700
State of California, City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.08% 2049[2]	5,500	5,500
State of California, City of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	60,000	60,858
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.04% 2032[2]	27,195	27,195
State of California, County of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/30/2022	28,120	28,539
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Bonds, Series 2017-C, 0.20% 2047 (put 2024)[2,4]	5,765	5,767

80	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.09% 2037[2]	$2,525	$2,525
State of California, Municipal Fin. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2005, 0.08% 2025[2]	2,500	2,500
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-A, AMT, 0.30% 2041 (put 2022)[4]	7,190	7,189
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.375% 2051 (put 2022)[4]	8,895	8,890
State of California, Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2017-A-2, AMT, 0.25% 2042 (put 2022)[3,4]	4,250	4,249
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	20,000	20,136
State of Colorado, Education Loan Program, Tax and Rev. Anticipation Notes, Series 2021-B, 1.00% 6/29/2022	90,000	90,259
District of Columbia, Water and Sewer Auth., Public Utility Multimodal Rev. Bonds, Series 2014-B-1, 0.05% 2050[2]	32,830	32,830
State of Florida, Fin. Auth., Econ. Dev. Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.22% 2034 (put 2022)[4]	10,000	9,999
State of Florida, County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2011, AMT, 0.40% 2041 (put 2022)[4]	4,160	4,158
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Charles Hight Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	3,870	3,870
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Park Homes Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[4]	4,195	4,195
State of Idaho, Health Facs. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-ID, 0.23% 2048 (put 2022)[4]	5,000	5,000
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	16,675	16,855
State of Illinois, G.O. Rev. Ref. Bonds, Series 2021-C, 4.00% 3/1/2022	6,015	6,032
State of Indiana, Dev. Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2001, AMT, 0.40% 2031 (put 2022)[4]	1,980	1,976
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.08% 2039[2]	6,320	6,320
State of Indiana, Fin. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2008-E-8, 0.05% 2033[2]	5,000	5,000
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-F, 0.09% 2041[2]	25,110	25,110
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.11% 2040[2]	17,365	17,365
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2011, 0.11% 2051[2]	6,920	6,920
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2010-A, 0.11% 2035[2]	7,600	7,600
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-B, 0.06% 2043[2]	5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008, 0.10% 2043[2]	4,610	4,610
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.06% 2050[2]	23,000	23,000
State of Massachusetts, Health and Educational Facs. Auth., Rev. IAM Commerical Paper, Series 2021-A-2, 0.09% 3/1/2022	10,000	10,000
State of Massachusetts, Housing Fin. Agcy., Single Family Housing Notes, Series 2021, 0.25% 12/1/2022	5,110	5,094
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax Bonds, Series 2018-A-1, 0.05% 2026[2]	18,145	18,145
State of Michigan, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2016-E-2, 0.05% 2047[2]	6,675	6,675
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.11% 2042[2]	18,500	18,500
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.07% 2042[2]	8,080	8,080
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.05% 2038[2]	25,000	25,000
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2016, 0.05% 2047[2]	23,540	23,540
State of Minnesota, City of Shakopee, Multi Family Housing Rev. Bonds (Shakopee Village Apartments Project), Series 2021, 0.25% 2024 (put 2022)[4]	1,300	1,298
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2009-D, 0.11% 2030[2]	18,000	18,000
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-E, 0.06% 2030[2]	5,000	5,000
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-G, 0.10% 2035[2]	2,000	2,000
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-J, 0.11% 2035[2]	15,500	15,500

American Funds Tax-Exempt Funds	81

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2003-B, 0.10% 2033[2]	$2,100	$2,100
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2000-B, 0.12% 2040[2]	6,600	6,600
State of Nevada, Housing Division, Single Family Mortgage Rev. Bonds, Series 2021-D, 0.25% 12/1/2022	6,245	6,220
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.11% 2041[2]	2,900	2,900
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.09% 2039[2]	1,950	1,950
State of New York, Dormitory Auth., Rev. Bonds (Fordham University), Series 2008-A-2, 0.06% 2032[2]	6,495	6,495
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	14,020	14,020
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2019-D-1, 5.00% 9/1/2022	12,080	12,385
State of New York, New York City G.O. Bonds, Series 2006-E-4, 0.06% 2034[2]	6,025	6,025
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[2]	6,085	6,085
State of New York, New York City G.O. Bonds, Series 2021-3, 0.13% 2042[2]	4,850	4,850
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2012-A-2, 0.10% 2044[2]	8,740	8,740
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2007-CC-1, 0.06% 2038[2]	18,750	18,750
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-EE-1, 0.11% 2045[2]	50,000	50,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-6, 0.12% 2048[2]	2,690	2,690
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2014-B-3, 0.12% 2042[2]	9,000	9,000
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-4, 0.12% 2042[2]	7,320	7,320
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-4, 0.11% 2045[2]	12,435	12,435
State of North Carolina, University of North Carolina Chapel Hill, Rev. Bonds, Series 2001, 0.05% 2025[2]	4,240	4,240
State of Ohio, Higher Educational Facs. Auth., Rev. IAM Commercial Paper, Series 2008-B-6, 0.10% 2/3/2022	5,000	5,000
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.10% 2039[2]	16,840	16,840
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.10% 2052[2]	2,000	2,000
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2019-A, AMT, 0.25% 2034 (put 2022)[4]	4,160	4,159
State of Rhode Island, Health and Educational Building Corp., Health Facs. Rev. Bonds (NRI Community Services, Inc.), Series 2007, 0.09% 2037[2]	900	900
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.10% 2048[2]	45,875	45,875
State of Tennessee, Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2021-3-B, 0.25% 7/1/2022	9,400	9,389
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2004, Bank of America LOC, 0.12% 2034[2]	680	680
State of Texas, Deer Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 0.16% 2042 (put 2022)[4]	1,175	1,172
State of Texas, Grand Parkway Transportation Corp., Bond Anticipation Notes, Series 2018, 5.00% 2023	7,000	7,280
State of Texas, County of Harris, IAM Commercial Paper, Series 2022-D, 0.08% 2/3/2022	11,000	11,000
State of Texas, County of Harris, IAM Commercial Paper, Series 2022-D-2, 0.17% 3/2/2022	1,055	1,055
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.07% 2034[2]	17,500	17,500
State of Texas, City of Houston, Tax and Rev. Anticipation Notes, Series 2021, 4.25% 6/30/2022	10,000	10,159
State of Texas, Lone Star College System, Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2/15/2022	660	661
State of Texas, Lone Star College System, Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 2/15/2022	1,240	1,242
State of Texas, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-A, 0.09% 2/15/2022	7,000	7,000
State of Texas, Mission Econ. Dev. Corp., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2020-A, AMT, 0.18% 2046 (put 2022)[4]	9,000	8,999
State of Texas, Mission Econ. Dev. Corp., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2020-B, AMT, 0.18% 2040 (put 2022)[4]	1,000	1,000
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]	1,195	1,195
State of Texas, Port Arthur Navigation Dist. Industrial Dev. Corp., Rev. Bonds (Air Products Project), Series 2005, 0.11% 2040[2]	3,500	3,500
State of Texas, Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2/15/2022	3,235	3,240

82	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.12% 2/10/2022	$7,000	$7,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2022-A, 0.08% 3/2/2022	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2022-A, 0.11% 3/4/2022	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, Rev. Ref. Bonds, Series 2007-B, 0.05% 2033[2]	7,680	7,680
State of Texas, Board of Regents of the University of Texas System, Revs. IAM Commercial Paper, Series 2021-A, 0.13% 2/10/2022	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, Revs. IAM Commercial Paper, Series 2022-A, 0.08% 2/18/2022	15,000	15,000
State of Texas, Veterans Bonds, Series 2019, 0.07% 2050[2]	13,275	13,275
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.11% 2036[2]	7,115	7,115
State of Wisconsin, Public Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2017-A-2, AMT, 0.18% 2025 (put 2022)[4]	5,140	5,140
State of Wyoming, County of Sublette, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, AMT, 0.13% 2044[2]	2,850	2,850

Total short-term securities (cost: $1,192,539,000)		1,192,478
Total investment securities 100.12% (cost: $7,516,176,000)		7,474,591
Other assets less liabilities (0.12%)		(8,994)

Net assets 100.00%		$7,465,597

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	Value and unrealized appreciation at 1/31/2022 (000)
2 Year U.S. Treasury Note Futures	Short	1,141	March 2022	(247,205)	$317
5 Year U.S. Treasury Note Futures	Short	2,257	March 2022	(269,042)	2,924
10 Year Ultra U.S. Treasury Note Futures	Long	310	March 2022	44,277	25
					$3,266

[1]	Step bond; coupon rate may change at a later date.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $66,204,000, which represented .89% of the net assets of the fund.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Assn. = Association

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Assn.

USD/$ = U.S. dollars

See notes to financial statements.

American Funds Tax-Exempt Funds	83

The Tax-Exempt Bond Fund of America	unaudited
Investment portfolio January 31, 2022

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies.

Bonds, notes & other debt instruments 90.74%	Principal amount (000)	Value (000)
Alabama 1.14%
Auburn University, General Fee Rev. Bonds, Series 2018-A, 5.00% 2036	$4,440	$5,284
City of Birmingham, Special Care Facs. Fncg. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-C, 5.00% 2046	1,000	1,134
City of Birmingham, Special Care Facs. Fncg. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-B, 5.00% 2046	500	567
City of Birmingham, Water Works Board, Water Rev. Ref. Bonds, Series 2016-B, 5.00% 2035 (preref. 2027)	6,450	7,560
City of Birmingham, Water Works Board, Water Rev. Ref. Bonds, Series 2016-B, 5.00% 2043 (preref. 2027)	21,950	25,727
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 3), Series 2018-A, 4.00% 2048 (put 2023)	2,500	2,612
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)	3,410	3,754
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	43,850	44,301
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2021-A, 4.00% 2051 (put 2023)	23,930	27,551
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2025 (preref. 2022)	2,000	2,052
County of Houston, Health Care Auth., Hospital Rev. Bonds, Series 2016-A, 5.00% 2030	3,000	3,425
County of Jefferson, G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2022	2,250	2,267
County of Jefferson, G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2023	1,750	1,836
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2027	3,000	3,516
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2028	2,500	2,931
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2029	5,000	5,869
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2030	5,000	5,866
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2031	7,500	8,784
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2032	2,250	2,636
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2033	5,040	5,905
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2034	8,200	9,613
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.00% 2042	11,300	12,729
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2044	22,340	24,211
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.25% 2048	17,665	19,205
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 7.00% 2051	1,500	1,714
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.50% 2053	11,000	12,000
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.50% 2053	10,970	12,440
Lower Alabama Gas Dist., Gas Project Rev. Bonds, Series 2016-A, 5.00% 2046	10,600	14,201
Lower Alabama Gas Dist., Gas Project Rev. Bonds, Series 2016-A, 5.00% 2031	5,000	6,145
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2015, 5.00% 2033	2,500	2,759
County of Morgan, Board of Education Capital Outlay School Warrants, Series 2012, 5.00% 2035 (preref. 2022)	1,050	1,074
City of Prattville, Industrial Dev. Board, Environmental Improvement Rev. Ref. Bonds (International Paper Co. Project), Series 2019-B, 2.00% 2033 (put 2024)	450	461
City of Prattville, Industrial Dev. Board, Recovery Zone Fac. Rev. Ref. Bonds (International Paper Co. Project), Series 2019-C, 2.00% 2033 (put 2024)	425	436
City of Selma, Industrial Dev. Board, Gulf Opportunity Zone Rev. Ref. Bonds (International Paper Co. Project), Series 2019-A, 2.00% 2033 (put 2024)	3,775	3,871

84	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Alabama (continued)
South East Gas Supply Dist., Gas Supply Rev. Bonds (Project No. 2), Series 2018-A, 4.00% 2049 (put 2024)	$1,000	$1,057
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 1), Series 2021-A, 4.00% 2051 (put 2028)	1,995	2,226
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	34,615	39,634
		327,353

Alaska 0.11%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2019-A, 3.75% 2042	10,755	11,561
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046	1,275	1,324
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	10,220	10,960
International Airport System, Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	3,000	3,370
International Airport System, Rev. Ref. Bonds, Series 2016-B, 5.00% 2034	3,500	3,932
		31,147

Arizona 1.80%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2027	1,305	1,535
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	1,375	1,653
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	1,700	2,088
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2017-A, 5.00% 2033	6,395	7,641
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2017-A, 5.00% 2034	16,455	19,654
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2017-A, 5.00% 2038	1,530	1,820
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2036	1,000	1,250
Board of Regents of the Arizona State University System, Rev. Ref. Certs. of Part. (University of Arizona Projects), Series 2012-C, 5.00% 2026 (preref. 2022)	3,035	3,081
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-A, 5.00% 2023[1]	825	846
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-A, 6.00% 2027[1]	2,000	2,073
Bullhead City, Excise Taxes Rev. Obligations, Series 2021-2, 1.50% 2029	600	565
Chandler Unified School Dist. No. 80, School Improvement Bonds, Series 2019-A, 5.00% 2026	500	581
Chandler Unified School Dist. No. 80, School Improvement Bonds, Series 2019-A, 5.00% 2027	250	298
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.25% 2022	2,185	2,215
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2023	3,725	3,768
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2023	450	473
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 4.00% 2024	825	877
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2024	2,910	2,940
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2025	2,610	2,635
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 4.00% 2026	1,200	1,327
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2026	1,630	1,645
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2028	625	749
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2007, 5.00% 2031	4,105	4,140
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2032	525	638
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Royal Oaks Life Care Community), Series 2016, 5.00% 2039	1,550	1,657
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Sun Health Services), Series 2019-A, 5.00% 2048	5,000	5,611
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Sun Health Services), Series 2019-A, 5.00% 2054	4,900	5,491
City of Glendale, Water and Sewer Rev. Ref. Obligations, Series 2012, 5.00% 2027	1,500	1,527
Glendale Union High School Dist. No. 205, School Improvement Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2038	1,000	1,173
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2033	1,000	1,189
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2035	1,100	1,301
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2036	1,000	1,180
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2037	1,045	1,232

American Funds Tax-Exempt Funds	85

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2039	$2,045	$2,404
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 5.00% 2044	1,630	1,902
Industrial Dev. Auth., Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-A, National insured, 4.00% 2049	4,075	4,401
Industrial Dev. Auth., Charter School Social Rev. Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2038	250	280
Industrial Dev. Auth., Charter School Social Rev. Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2045	2,200	2,431
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Jerome Fac. Project), Series 2021-B, 4.00% 2041	450	473
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Jerome Fac. Project), Series 2021-B, 4.00% 2051	1,330	1,389
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Jerome Fac. Project), Series 2021-B, 4.00% 2061	5,820	6,051
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Macombs Fac. Project), Series 2021-A, 4.00% 2051	1,800	1,935
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Macombs Fac. Project), Series 2021-A, 4.00% 2061	1,780	1,899
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2028	2,735	3,042
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2042	1,000	1,133
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2047	1,310	1,475
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-A, 5.00% 2051	1,025	1,152
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 5.00% 2037[1]	1,005	1,140
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.125% 2037[1]	2,150	2,411
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.25% 2047[1]	5,305	5,918
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.375% 2050[1]	4,000	4,478
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2051[1]	700	784
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 3.55% 2029[1]	835	886
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 5.00% 2039[1]	1,325	1,500
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2020-A, 5.00% 2037	1,000	1,231
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 4.00% 2038	1,600	1,855
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 4.00% 2039	1,800	2,083
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 4.00% 2040	1,000	1,155
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2020-A, 4.00% 2050	2,000	2,231
Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Las Terrazas Apartments Project), Series 2022-A, 1.25% 2025 (put 2024)	2,445	2,449
Industrial Dev. Auth., Municipal Certs., Series 2019-2, Class A, 3.625% 2033	59,232	63,638
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2028	2,000	2,427
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2029	1,000	1,219
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2030	2,000	2,520
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2030	2,000	2,498
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2031	5,650	7,248
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Benjamin Franklin Charter School Projects), Series 2018-A, 6.00% 2038[1]	3,480	4,159
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 4.00% 2023	620	647
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 5.00% 2037	725	828
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 5.00% 2052	750	845
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 4.00% 2034	500	559
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 5.00% 2039	750	891
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2021-A, 4.00% 2041[1]	255	277
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 5.25% 2045	3,000	3,576

86	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 5.00% 2049	$1,500	$1,757
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 4.00% 2050	3,000	3,268
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2021-A, 4.00% 2051[1]	360	386
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-A, 5.00% 2054	1,650	1,927
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Paradise Schools Project), Series 2019, 4.00% 2049	2,845	3,167
County of Maricopa, Industrial Dev. Auth., Hospital Rev. Bonds (Honor Health), Series 2021-A, 4.00% 2037	585	670
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2019-C, 0.63% 2035 (put 2024)[2]	4,570	4,592
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2016-A, 5.00% 2035	5,000	5,791
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-D, 4.00% 2048	28,635	32,317
County of Maricopa, Industrial Dev. Auth., Rev. Bonds (Banner Health), Series 2017-C, 5.00% 2048 (put 2024)	1,035	1,137
County of Maricopa, Pollution Control Corp., Pollution Control Rev. Ref. Bonds (Southern California Edison Company), Series 2000-B, 2.40% 2035	7,150	6,814
County of Maricopa, Pollution Control Corp., Pollution Control Rev. Ref. Bonds (Southern California Edison Company), Series 2000-A, 2.40% 2035	8,175	7,791
County of Maricopa, Pollution Control Rev. Ref. Bonds (El Paso Electric Co. Palo Verde Project), Series 2009-A, 3.60% 2040	7,250	7,746
County of Maricopa, Special Health Care Dist., G.O. Bonds, Series 2021-D, 5.00% 2031	2,500	3,174
County of Maricopa, Special Health Care Dist., G.O. Bonds, Series 2021-D, 5.00% 2032	5,205	6,622
McAllister Academic Village LLC, Rev. Ref. Bonds (Arizona State University Hassayampa Academic Village Project), Series 2016, 5.00% 2033	5,080	5,828
City of Mesa, Eastmark Community Facs. Dist. No. 1, G.O. Bonds, Series 2021, BAM insured, 4.00% 2024	280	297
City of Mesa, Eastmark Community Facs. Dist. No. 1, G.O. Bonds, Series 2021, BAM insured, 4.00% 2026	260	285
City of Mesa, Eastmark Community Facs. Dist. No. 1, G.O. Bonds, Series 2021, BAM insured, 4.00% 2027	250	277
City of Mesa, Eastmark Community Facs. Dist. No. 1, G.O. Bonds, Series 2021, BAM insured, 4.00% 2030	290	328
City of Mesa, Eastmark Community Facs. Dist. No. 1, G.O. Bonds, Series 2021, BAM insured, 4.00% 2041	650	732
City of Mesa, Eastmark Community Facs. Dist. No. 1, G.O. Bonds, Series 2021, BAM insured, 4.00% 2045	1,050	1,173
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-A, 4.00% 2044	3,000	3,348
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-A, 4.00% 2049	16,000	17,745
City of Phoenix, Civic Improvement Corp., Airport Rev. Bonds, Series 2019-A, 5.00% 2049	13,890	16,614
City of Phoenix, Civic Improvement Corp., Airport Rev. Ref. Bonds, Series 2017-D, 5.00% 2032	7,320	8,652
City of Phoenix, Civic Improvement Corp., Airport Rev. Ref. Bonds, Series 2017-D, 5.00% 2033	18,655	22,044
City of Phoenix, Civic Improvement Corp., Rental Car Fac. Charge Rev. Bonds, Series 2019-A, 5.00% 2033	2,515	3,014
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,200	2,531
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2032	2,000	2,297
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2033	1,000	1,148
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,000	1,146
City of Phoenix, Civic Improvement Corp., Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2035	2,000	2,291
City of Phoenix, Civic Improvement Corp., Water System Rev. Bonds, Series 2021-A, 5.00% 2045	3,750	4,683
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2035[1]	2,675	2,918
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2035[1]	1,000	1,091
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2045[1]	2,500	2,707
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2046[1]	3,900	4,222
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 4.00% 2026[1]	2,390	2,516
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2035[1]	910	990
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 5.00% 2036[1]	8,535	9,463
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 6.75% 2044[1]	1,500	1,683
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2045[1]	1,050	1,132
City of Phoenix, Industrial Dev. Auth., Lease Rev. Bonds (Rowan University Project), Series 2012, 5.25% 2034	13,750	13,943
City of Phoenix, Industrial Dev. Auth., Lease Rev. Bonds (Rowan University Project), Series 2012, 5.00% 2042	12,000	12,152

American Funds Tax-Exempt Funds	87

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
County of Pima, Industrial Dev. Auth., Industrial Dev. Rev. Bonds (Tucson Electric Power Co. Project), Series 2013-A, 4.00% 2029	$1,140	$1,174
County of Pima, Industrial Dev. Auth., Rev. Bonds (Tucson Medical Center), Series 2021-A, 4.00% 2036	840	972
County of Pima, Industrial Dev. Auth., Rev. Bonds (Tucson Medical Center), Series 2021-A, 4.00% 2037	900	1,040
County of Pima, Industrial Dev. Auth., Rev. Bonds (Tucson Medical Center), Series 2021-A, 4.00% 2038	1,040	1,200
County of Pima, Industrial Dev. Auth., Rev. Bonds (Tucson Medical Center), Series 2021-A, 3.00% 2051	11,000	10,824
Salt Verde Financial Corp., Senior Gas Rev. Bonds, Series 2007, 5.00% 2037	6,905	9,118
City of Scottsdale, Municipal Property Corp., Excise Tax Rev. Ref. Bonds, Series 2006, 5.00% 2030	8,000	9,752
Transportation Board, Highway Rev. Ref. Bonds, Series 2013-A, 5.00% 2023 (preref. 2022)	2,000	2,037
City of Tucson, Water System Rev. and Rev. Ref. Obligations, Series 2017, 5.00% 2029	1,500	1,778
City of Tucson, Water System Rev. and Rev. Ref. Obligations, Series 2017, 5.00% 2030	1,250	1,476
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2024	400	439
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2025	500	566
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2026	400	465
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2027	300	357
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2028	400	485
Board of Regents of the University of Arizona, Speed Rev. Ref. Bonds, Series 2020-C, 5.00% 2029	400	495
Board of Regents of the University of Arizona, System Rev. and Rev. Ref. Bonds, Series 2021-A, 5.00% 2042	1,800	2,262
Board of Regents of the University of Arizona, System Rev. and Rev. Ref. Bonds, Series 2021-A, 5.00% 2043	3,000	3,760
		516,882

Arkansas 0.02%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.61% 2044 (put 2022)[2]	2,750	2,750
Dev. Fin. Auth., Multi Family Housing Rev. Bonds (Protho Manor Apartments), Series 2021, 0.35% 2025 (put 2023)	4,000	3,969
		6,719

California 6.25%
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2035	2,000	2,184
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2035	3,400	3,915
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2046	500	542
City of Aliso Viejo, Community Facs. Dist. No. 2005-01 (Glenwood at Aliso Viejo), Special Tax Bonds, Series 2014, 5.00% 2032	1,230	1,309
City of Aliso Viejo, Community Facs. Dist. No. 2005-01 (Glenwood at Aliso Viejo), Special Tax Bonds, Series 2014, 5.00% 2033	1,325	1,410
City of Aliso Viejo, Community Facs. Dist. No. 2005-01 (Glenwood at Aliso Viejo), Special Tax Bonds, Series 2014, 5.00% 2038	2,895	3,074
Azusa Unified School Dist., G.O. Bonds, 2014 Election, Series 2019-C, 5.00% 2044	3,400	4,120
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2049	2,100	2,490
Baldwin Park Unified School Dist., G.O. Bonds, 2018 Election, Series 2021, 3.00% 2043	1,250	1,300
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-A, 5.00% 2047 (preref. 2022)	7,315	7,451
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2027	1,085	1,189
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2029	985	1,079
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2030	295	323
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Senior Living Rev. Bonds (Odd Fellows Home of California), Series 2012-A, 5.00% 2032	3,000	3,141
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-S-7, 4.00% 2034	5,000	5,608
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-A-1, (SIFMA Municipal Swap Index + 0.90%) 0.96% 2045 (put 2023)[2]	1,150	1,155
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-B-1, (SIFMA Municipal Swap Index + 1.10%) 1.16% 2045 (put 2024)[2]	23,125	23,458
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-B, 2.85% 2047 (put 2025)	4,400	4,579

88	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.28%) 0.34% 2056 (put 2024)[2]	$7,250	$7,256
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-D, (SIFMA Municipal Swap Index + 0.30%) 0.36% 2056 (put 2027)[2]	1,990	1,991
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-E, (SIFMA Municipal Swap Index + 0.41%) 0.47% 2056 (put 2028)[2]	14,000	14,031
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-F-1, 5.00% 2056 (preref. 2027)	9,985	11,830
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2019-S-8, 5.00% 2056 (preref. 2029)	8,500	10,586
City of Beaumont, Community Facs. Dist. No. 93-1, Improvement Area No. 8D, Special Tax Bonds, Series 2018-A, 5.00% 2043	750	840
City of Brea, Successor Agcy. to the Redev. Agcy. (Redev. Project AB), Tax Allocation Rev. Ref. Bonds, Series 2013, 5.00% 2026	1,200	1,271
Capistrano Unified School Dist., School Facs. Improvement Dist. No. 1, G.O. Bonds, Capital Appreciation Bonds, 1999 Election, Series 2001-B, Assured Guaranty Municipal insured, 0% 2025	6,295	5,640
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 4.125% 2030	1,450	1,466
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 4.125% 2031	800	808
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 5.00% 2035	1,000	1,017
City of Carson, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No.1), Series 2014-A, Assured Guaranty Municipal insured, 4.25% 2033	750	799
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2033	750	858
Central Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2044	2,500	2,597
Central Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2048	4,640	5,357
Chaffey Community College Dist., G.O. Bonds, 2018 Election, Series 2019-A, 4.00% 2043	5,000	5,653
Chaffey Community College Dist., G.O. Bonds, 2018 Election, Series 2019-A, 3.00% 2046	2,000	2,068
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2025	1,065	1,196
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2026	225	254
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2034	1,090	1,221
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2035	1,725	1,931
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2028	1,370	1,498
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2029	1,325	1,450
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2034	2,360	2,497
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2028	570	661
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2031	1,015	1,168
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2032	1,070	1,231
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2033	1,125	1,295
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-F, 0% 2043	4,000	2,112
Community Choice Fncg. Auth., Clean Energy Project Rev. Green Bonds, Series 2021-B-1, 4.00% 2052 (put 2031)	4,230	4,865
Community Housing Agcy., Essential Housing Rev. Bonds (Aster), Series 2021-A-1, 4.00% 2056[1]	2,550	2,568
Community Housing Agcy., Essential Housing Rev. Bonds (Glendale Properties), Series 2021-A-1, 4.00% 2056[1]	22,790	22,748
Community Housing Agcy., Essential Housing Rev. Bonds (Verdant at Green Valley), Series 2019-A, 5.00% 2049[1]	1,000	1,027
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 4.00% 2049	1,000	1,094
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2035	1,500	1,025
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2040	500	284
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (1818 Platinum Triangle - Anaheim), Series 2021-A-2, 3.25% 2057[1]	9,505	8,165
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (City of Orange Portfolio), Series 2021-A-2, 3.00% 2057[1]	13,730	11,197

American Funds Tax-Exempt Funds	89

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (City of Orange Portfolio), Series 2021-B, 4.00% 2057[1]	$540	$477
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Dublin), Series 2021-A-2, 3.00% 2057[1]	5,000	4,136
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Escondido Portfolio), Series 2021-A-2, 4.00% 2058[1]	39,100	36,476
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Millennium South Bay-Hawthorne), Series 2021-A-2, 3.25% 2056[1]	5,970	5,053
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Pasadena Portfolio), Series 2021-A-2, 3.00% 2056[1]	2,710	2,170
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Theo - Pasadena), Series 2021-A-2, 3.25% 2057[1]	2,215	1,873
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Union South Bay), Series 2021-A-2, 4.00% 2056[1]	5,000	5,008
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Vineyard Garden Apartments), Series 2021-A, 3.25% 2058[1]	2,825	2,304
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Westgate Phase 1 - Pasadena), Series 2021-A-2, 3.125% 2057[1]	33,900	27,220
Educational Facs. Auth., Rev. Bonds (Loyola Marymount University), Capital Appreciation Bonds, Series 2001-A, National insured, 0% 2037	6,000	4,047
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2010-U-1, 5.25% 2040	505	717
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2016-U-7, 5.00% 2046	1,000	1,433
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 4.00% 2029	2,120	2,160
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, 5.00% 2026	1,300	1,466
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2034	500	564
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2035	500	563
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2038	1,500	1,688
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2041	8,150	9,147
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2046	5,435	6,065
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 3.375% 2030	1,500	1,520
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 4.00% 2033	3,000	3,076
Elk Grove Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2046	1,105	1,199
Elk Grove Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2048	3,000	3,253
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2032	890	976
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2033	775	850
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2017-A, 5.00% 2046	3,000	3,502
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2020-A, 4.00% 2049	3,500	3,927
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2034	1,000	721
City of Eureka, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, 5.00% 2022	1,000	1,030
City of Eureka, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, National insured, 5.00% 2023	1,040	1,109
City of Fillmore, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2027	2,670	3,073
City of Fillmore, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2028	3,120	3,589
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2039	3,000	3,338
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2040	5,000	5,564
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2031	880	942
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2034	2,600	2,784
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2022	95	97
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2023	145	152
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2013-A, 6.00% 2053 (preref. 2024)	7,500	8,215
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2034	2,000	1,483

90	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2035	$2,000	$1,437
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 3.00% 2033	1,000	1,070
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2016-B, 3.00% 2043	2,000	2,064
Fresno Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,005	1,159
G.O. Bonds, Series 2021, 5.00% 2031	395	452
G.O. Bonds, Series 2021, 5.00% 2032	335	383
G.O. Bonds, Series 2015, 5.25% 2032	10,000	11,330
G.O. Bonds, Series 2021, 5.00% 2034	335	383
G.O. Bonds, Series 2021, 4.00% 2037	1,000	1,160
G.O. Bonds, Series 2021, 4.00% 2039	3,000	3,463
G.O. Bonds, Series 2021, 4.00% 2041	10,000	11,488
G.O. Bonds, Series 2020, 4.00% 2041	500	543
G.O. Bonds, Series 2020, 4.00% 2045	2,000	2,164
G.O. Bonds, Series 2021, 5.00% 2046	260	321
G.O. Bonds, Series 2020, 4.00% 2050	1,000	1,119
G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2022	1,825	1,867
G.O. Rev. Ref. Bonds, Series 2007, Assured Guaranty Municipal insured, 5.25% 2032	4,000	5,270
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2041	2,625	3,311
Glendale Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-B, 0% 2029	990	847
Glendale Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-B, 0% 2031	1,250	1,001
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022 (escrowed to maturity)	4,000	4,060
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2025 (escrowed to maturity)	10,000	9,591
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026 (escrowed to maturity)	15,500	14,603
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, AMBAC insured, 0% 2027 (escrowed to maturity)	7,460	6,887
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2021-B-2, , 0% 2066	141,235	22,567
Grossmont Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2008, 0% 2032	9,835	7,794
Grossmont-Cuyamaca Community College Dist., G.O. Bonds, 2012 Election, Series 2018-B, 4.00% 2047	3,500	3,926
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Green Bonds, Series 2020-A, 5.00% 2045	4,700	5,364
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Green Bonds, Series 2020-A, 5.00% 2061	3,085	3,477
Hayward Unified School Dist., G.O. Bonds, 2018 Election, Series 2020, Assured Guaranty Municipal insured, 4.00% 2050	2,500	2,820
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2044	7,000	8,411
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 4.00% 2048	7,000	7,831
Hayward Unified School Dist., G.O. Rev. Ref. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2040	3,000	3,617
Health Facs. Fncg. Auth., Rev. Bonds (Cedars-Sinai Medical Center), Series 2021-A, 4.00% 2048	15,985	18,125
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 4.00% 2038	9,415	10,516
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 5.00% 2047	27,640	38,708
Health Facs. Fncg. Auth., Rev. Bonds (Marshall Medical Center), Series 2020-A, 4.00% 2040	1,000	1,137
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 4.00% 2047	1,035	1,129
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2038	2,100	2,488
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	2,695	2,783
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2046	1,050	1,179
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2051	5,500	6,147
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2024	255	281
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2026	350	384
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2013-A, 5.00% 2033 (preref. 2023)	1,300	1,376
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-C, 5.00% 2034 (put 2022)	9,100	9,389
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2032	6,000	7,163
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2035	8,500	10,117
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2036	6,000	7,134

American Funds Tax-Exempt Funds	91

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Hospital and Clinics), Series 2012-A, 5.00% 2051 (preref. 2022)	$12,745	$13,052
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 4.00% 2038	4,000	4,385
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2040	700	839
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2050	1,250	1,478
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2055	1,000	1,174
Housing Fin. Agcy., Municipal Certs., Series 2019-A-2, 4.00% 2033	10,590	11,742
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	15,987	17,389
Housing Fin. Agcy., Municipal Certs., Series 2021-A-2, 3.75% 2035	10,000	11,284
Housing Fin. Agcy., Municipal Certs., Series 2021-A-3, 3.25% 2036	19,267	20,594
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2036[1]	340	386
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2041[1]	510	575
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2046[1]	135	150
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2051[1]	175	195
City of Indian Wells, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Consolidated Whitewater Redev. Project Area), Series 2016-A, National insured, 5.00% 2033	4,800	5,554
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.26% 2037 (put 2022)[2]	19,925	19,939
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2019, 1.75% 2055 (put 2026)	4,750	4,795
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Museum of Art Project), Series 2021-B, 0.76% 2050 (put 2026)[2]	1,000	1,011
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2028	1,000	1,172
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2030	950	1,113
Inglewood Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2046	5,150	5,747
Inglewood Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2051	5,000	5,558
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 1, Special Tax Bonds, Series 2014, 5.00% 2039	1,000	1,082
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 3.25% 2022	100	102
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 5.00% 2023	1,235	1,265
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 4.00% 2028	675	685
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2023	1,100	1,173
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2027	325	345
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2030	700	741
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2032	350	390
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2033	585	651
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2034	615	684
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2035	375	417
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2042	995	1,103
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2025	1,000	1,125
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 4.00% 2026	150	165
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2026	1,300	1,501
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2027	1,085	1,281
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2032	250	291
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2033	120	139
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2034	1,000	1,161
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2034	475	551

92	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2035	$1,255	$1,521
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2035	530	614
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2036	510	590
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2037	705	815
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2038	645	744
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-C, BAM insured, 5.00% 2042	1,000	1,152
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2044	6,145	6,929
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2047	2,000	2,290
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 5.00% 2049	1,000	1,143
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2051	3,000	3,423
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2054	8,000	9,093
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 5.00% 2057	1,000	1,137
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013-A, 5.25% 2024	1,145	1,223
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2026	700	765
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2032	1,260	1,375
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2042	1,250	1,361
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2031	1,890	2,187
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2035	1,125	1,289
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2039	1,095	1,242
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2032	415	491
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2033	880	1,037
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2034	945	1,111
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2035	1,020	1,192
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2036	840	979
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2037	1,170	1,361
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2038	1,255	1,452
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2039	1,340	1,548
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2040	1,435	1,654
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2041	1,535	1,767
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2047	3,395	3,840
La Mesa-Spring Valley School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2046	935	1,034
La Mesa-Spring Valley School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2051	3,125	3,443
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2013-A, 5.00% 2029 (preref. 2023)	1,435	1,528
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2013-A, 5.00% 2030 (preref. 2023)	1,500	1,597
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2033 (preref. 2024)	1,890	2,078
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2035	1,330	1,461
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2040	4,375	4,790

American Funds Tax-Exempt Funds	93

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2039	$1,000	$1,157
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2041	675	778
Lake Elsinore Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2047	2,915	3,311
City of Lancaster, Successor Agcy. to the Redev. Agcy., Combined Redev. Project Areas (Housing Programs), Tax Allocation Rev. Ref. Bonds, Series 2017, 5.00% 2022	1,100	1,121
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.25% 2024	1,000	1,066
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2032	3,750	3,960
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.125% 2035	1,250	1,321
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2027	1,000	1,003
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2028	1,000	1,003
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2040	2,235	2,414
Long Beach Community College Dist., G.O. Bonds, 2016 Election, Series 2021-D, 3.00% 2037	1,000	1,057
Long Beach Community College Dist., G.O. Bonds, 2016 Election, Series 2021-D, 3.00% 2038	1,405	1,472
Long Beach Community College Dist., G.O. Bonds, 2016 Election, Series 2021-D, 3.00% 2039	1,000	1,042
Long Beach Unified School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-G, Assured Guaranty insured, 0% 2029	3,995	3,415
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2029	1,135	1,241
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2030	985	1,077
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2031	685	749
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2013-B, 5.00% 2038	1,500	1,576
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-B, 5.00% 2042	1,400	1,641
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2019-B, 5.00% 2049	1,805	2,167
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Ref. Bonds, Series 2015-C, 5.00% 2027	1,500	1,676
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022	6,000	6,064
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2022-A, 5.00% 2046	6,000	7,479
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2022-A, 5.00% 2051	5,600	6,930
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2036	4,565	5,381
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2037	4,690	5,524
County of Los Angeles, Redev. Ref. Auth., Tax Allocation Rev. Ref. Bonds (Various Redev. Project Areas), Series 2013-D, Assured Guaranty Municipal insured, 5.00% 2027	1,430	1,519
County of Los Angeles, Redev. Ref. Auth., Tax Allocation Rev. Ref. Bonds (Various Redev. Project Areas), Series 2013-D, Assured Guaranty Municipal insured, 5.00% 2027 (preref. 2023)	520	553
Los Angeles County Facs., Inc., Lease Rev. Bonds (Vermont Corridor County Administration Building), Series 2018-A, 5.00% 2043	1,250	1,513
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2021-RYRR, 4.00% 2041	2,775	3,210
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2005 Election, Series 2018-M-1, 5.25% 2042	20,000	24,058
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.125% 2029	4,430	5,351
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-C, 7.00% 2034	3,105	4,514
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.50% 2039	7,005	10,577
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2026	1,440	1,615
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2029	1,260	1,433
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 3.00% 2031	570	591
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2031	250	284
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2032	725	811
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2033	760	850
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, National insured, 5.00% 2033	345	391
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2034	600	670
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2036	850	947

94	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-A, 5.00% 2033	$4,390	$4,979
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2017-D, (SIFMA Municipal Swap Index + 0.14%) 0.20% 2037 (put 2024)[2]	11,000	11,003
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2017-E, 0.20% 2037 (put 2024)[2]	1,715	1,715
Modesto Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2026	2,500	2,645
City of Morgan Hill, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	2,000	2,129
Morongo Band of Mission Indians, Rev. Ref. Bonds, Series 2018-B, 5.00% 2042[1]	5,025	5,808
Mt. Diablo Unified School Dist., G.O. Rev. Ref. Bonds, Series 2022-B, 4.00% 2034	1,260	1,465
Mt. Diablo Unified School Dist., G.O. Rev. Ref. Bonds, Series 2022-B, 4.00% 2035	1,190	1,380
Mt. Diablo Unified School Dist., G.O. Rev. Ref. Bonds, Series 2022-B, 4.00% 2037	315	364
Mt. San Jacinto Community College, G.O. Bonds, 2014 Election, Series 2021-C, 3.00% 2035	1,040	1,106
Municipal Fin. Auth., Certs. of Part. (Palomar Health), Series 2021, 5.00% 2027[1]	13,405	15,291
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2036[1]	1,500	1,701
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2046[1]	1,500	1,679
Municipal Fin. Auth., Rev. Bonds (Community Health System), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2046	3,040	2,964
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2039	850	951
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2033	1,100	1,196
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2038	3,750	4,052
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 5.00% 2044	3,750	4,268
Municipal Fin. Auth., Special Fin. Agcy. XII, Essential Housing Rev. Bonds (Allure Apartments), Series 2022-A-1, 3.25% 2057[1]	20,515	16,925
Municipal Fin. Auth., Special Fin. Agcy., Essential Housing Rev. Bonds (Latitude 33), Series 2021-A-1, 3.00% 2056[1]	2,060	1,663
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2041	220	251
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2046	615	695
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2051	695	702
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2054	1,490	1,499
Municipal Fin. Auth., Student Housing Rev. Bonds (UCR Dundee-Glasgow Student Housing Project), Series 2018, BAM insured, 5.00% 2036	750	893
Municipal Fin. Auth., Student Housing Rev. Bonds (UCR Dundee-Glasgow Student Housing Project), Series 2018, BAM insured, 5.00% 2037	1,755	2,088
Municipal Fin. Auth., Student Housing Rev. Bonds (UCR Dundee-Glasgow Student Housing Project), Series 2018, BAM insured, 5.00% 2039	1,535	1,821
Municipal Fin. Auth., Student Housing Rev. Bonds (UCR Dundee-Glasgow Student Housing Project), Series 2018, BAM insured, 5.00% 2040	1,520	1,802
Municipal Fin. Auth., Student Housing Rev. Bonds (UCR Dundee-Glasgow Student Housing Project), Series 2018, BAM insured, 5.00% 2052	2,225	2,602
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2031	2,810	2,872
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 4.00% 2034	1,965	1,992
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2022	1,250	1,280
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2024	760	827
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2026	2,620	2,996
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2027	1,875	2,134
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2031	1,915	2,160
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2032	1,175	1,324
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2032	1,000	1,133
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2034	2,935	3,353
Northern California Gas Auth. No. 1, Gas Project Rev. Bonds, Series 2007-B, (3-month USD-LIBOR + 0.67%) 0.863% 2027[2]	13,640	13,585
Northern California Power Agcy., Hydroelectric Project No. 1, Rev. Ref. Bonds, Series 2012-A, 5.00% 2032	1,400	1,426
City of Ontario, Community Facs. Dist. No. 41 (Canvas Park Facs.), Special Tax Bonds, Series 2022, 4.00% 2042	2,180	2,413
City of Ontario, Community Facs. Dist. No. 41 (Canvas Park Facs.), Special Tax Bonds, Series 2022, 4.00% 2052	3,425	3,757
Ontario International Airport Auth., Airport Rev. Bonds, Series 2021-A, 5.00% 2046	5,385	6,630
Ontario-Montclair School Dist., G.O. Rev. Ref. Bonds, Series 2019-B, 5.00% 2043	2,355	2,780

American Funds Tax-Exempt Funds	95

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2026 (preref. 2022)	$1,070	$1,102
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2027 (preref. 2022)	1,300	1,338
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2028 (preref. 2022)	750	772
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Bonds, Series 2015-A, 5.00% 2034	730	804
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.25% 2045	1,950	2,149
County of Orange, Community Facs. Dist. No. 2016-1 (Esencia Village), Special Tax Bonds, Series 2016-A, 5.00% 2041	1,250	1,395
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 1, Special Tax Bonds, Series 2018-A, 5.00% 2036	2,880	3,370
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 1, Special Tax Bonds, Series 2018-A, 5.00% 2047	6,000	6,886
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2036	3,000	3,862
City of Palmdale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016-A, National insured, 5.00% 2030	250	288
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2041	2,250	2,608
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2028	7,000	6,086
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2030	15,520	12,706
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2031	3,000	2,377
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2031	650	706
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2034	1,260	1,368
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2030	1,910	2,209
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2031	2,040	2,359
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2032	2,185	2,524
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2033	970	1,119
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	1,265	1,406
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	590	653
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,200	1,327
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 4.00% 2036	715	776
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2033	500	574
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2024	500	515
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2027	440	478
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2043	1,910	2,137
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-3, 2.125% 2027[1]	2,085	2,092
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-2, 2.375% 2028[1]	1,250	1,255
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-1, 3.125% 2029[1]	1,000	1,007
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2046[1]	230	257
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2051[1]	200	223
Public Works Board, Lease Rev. Bonds, Series 2021-C, 4.00% 2046	1,130	1,280
Public Works Board, Lease Rev. Bonds, Series 2021-C, 5.00% 2046	1,000	1,238
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2020-D, 5.00% 2029	1,000	1,238
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2013-I, 5.25% 2032	2,500	2,681
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2012-A, 5.00% 2033	2,000	2,015
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2012-A, 5.00% 2037	3,000	3,023
Public Works Board, Lease Rev. Green Bonds (Dept. of General Services, Sacramento Region New Natural Resources Headquarters), Series 2021-C, 5.00% 2033	3,750	4,797
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2030	6,500	8,081

96	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2032	$3,000	$3,883
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2032	1,300	1,649
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-C, 5.00% 2034	3,000	3,661
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-C, 5.00% 2035	3,000	3,651
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2035	795	1,005
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-C, 5.00% 2036	3,260	3,960
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2025	1,000	1,076
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2027	425	463
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2028	1,185	1,285
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2030	1,390	1,494
City of Rancho Mirage, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	1,835	1,922
City of Rancho Santa Fe, Community Services Dist., Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2029	1,500	1,719
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2026	335	382
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2033	310	352
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2034	1,000	1,132
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2028 (preref. 2024)	490	537
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2029 (preref. 2024)	540	592
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2035 (preref. 2024)	2,525	2,769
City of Riverside, Rev. Ref. Water Bonds, Series 2011-A, (SIFMA Municipal Swap Index + 0.15%) 0.19% 2035 (put 2023)[2]	4,500	4,499
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Bonds (Project Area No. 1, Desert Communities and Interstate 215 Corridor Projects), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2026	1,235	1,399
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2030	600	658
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2033	1,000	1,098
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2034	1,000	1,098
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2029	2,560	2,898
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2031	1,500	1,699
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2016-B, BAM insured, 4.00% 2032	1,000	1,075
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 4.00% 2037	2,500	2,699
County of Riverside, Transportation Commission, Toll Rev. Ref. Bonds (RCTC 91 Express Lanes), Series 2021-B-1, 4.00% 2046	980	1,112
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2027	1,480	1,644
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2028	2,135	2,369
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2030	2,175	2,414
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	1,040	1,155
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2032	1,115	1,238
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2035	1,000	1,109
Riverside Unified School Dist., G.O. Bonds, 2016 Election, Series 2019-B, 3.00% 2036	1,070	1,135
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2022	500	512
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	500	557
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2037	1,750	1,927
City of Roseville, Fin. Auth., Electric System Rev. Ref. Bonds, Series 2017-A, 4.00% 2036	3,365	3,703
Roseville Joint Union High School Dist., G.O. Bonds, 2016 Election, Series 2017-A, 4.00% 2045	4,000	4,396
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2025	100	113

American Funds Tax-Exempt Funds	97

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2028	$1,735	$1,959
City of Sacramento, Community Drainage Facs. Dist. No. 97-1 (North Natomas), Special Tax Bonds, Series 2015, 5.00% 2035	3,000	3,370
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.25% 2024	1,160	1,237
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.25% 2033	1,500	1,588
City of Sacramento, Fncg. Auth., Rev. Ref. Bonds (Master Lease Program Facs.), Series 2006-E, AMBAC insured, 5.25% 2025	7,500	8,607
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 2013-A, 5.00% 2037	1,500	1,591
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	1,000	1,151
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2041	4,200	4,824
County of Sacramento, Center Joint Unified School Dist., G.O. Bonds, 2008 Election, Series 2021-B, BAM insured, 3.00% 2040	580	601
County of Sacramento, Center Joint Unified School Dist., G.O. Bonds, 2008 Election, Series 2021-B, BAM insured, 3.00% 2041	480	497
County of Sacramento, Center Joint Unified School Dist., G.O. Bonds, 2008 Election, Series 2021-B, BAM insured, 3.00% 2046	3,150	3,231
County of Sacramento, Water Fncg. Auth., Rev. Ref. Bonds (Water Agcy. Zones 40 and 41), Series 2007-B, FGIC-National insured, (3-month USD-LIBOR + 0.55%) 0.664% 2034[2]	6,295	6,203
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2044	935	1,057
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2049	4,455	4,994
County of San Bernardino and Cities of Colton, Loma Linda and San Bernardino, Successor Agcy. to the Inland Valley Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, 5.00% 2044	10,500	11,248
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,062
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2027	1,000	1,062
San Bruno Park School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 4.00% 2048	1,370	1,535
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2028	940	1,040
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2021-A, 4.00% 2046	1,750	1,958
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2021-A, 4.00% 2056	22,600	24,926
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2033	2,000	2,481
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Short-Term Notes, Series 2021-A, 5.00% 2022	8,260	8,508
San Diego Community College Dist., G.O. Bonds, Convertible Capital Appreciation Bonds, 2002 Election, Series 2013, 0% 2041 (6.23% on 8/1/2032)[3]	12,990	7,017
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-F-2, 5.00% 2050	20,500	24,469
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2022-B-2, 4.00% 2052	23,460	26,458
City and County of San Francisco, Community Facs. Dist. No. 2016-1 (Treasure Island), Improvement Area No. 1, Special Tax Bonds, Series 2021, 4.00% 2051	1,075	1,169
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-C, 4.00% 2050	2,000	2,262
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2036[1]	805	892
City of San Francisco, Municipal Transportation Agcy., Rev. Green Bonds, Series 2021-C, 4.00% 2051	5,000	5,700
San Francisco Community College Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	1,500	1,702
San Leandro Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2023	500	523
San Leandro Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2043	1,300	1,466
San Lorenzo Valley Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	750	844
San Mateo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006-B, National insured, 0% 2031	29,425	24,480
City of San Ramon, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2028	400	444
City of San Ramon, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2038	2,500	2,775
Sanger Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2055	1,205	1,379

98	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Santa Ana Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-B, Assured Guaranty insured, 0% 2034	$10,000	$7,413
Santa Clara Valley Water Dist., Water System Rev. Ref. Bonds, Series 2020-A, 5.00% 2050	1,750	2,176
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2035	1,725	1,918
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2036	1,780	1,978
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2046	1,245	1,370
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2013-A-1, 7.375% 2043 (preref. 2022)	2,795	2,919
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[1]	1,960	2,176
Statewide Communities Dev. Auth., Health Fac. Rev. Bonds (Catholic Healthcare West), Series 2007-F, Assured Guaranty Municipal insured, 0.24% 2040[2]	14,800	14,800
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)	1,985	1,982
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-C, 2.625% 2033 (put 2023)	10,345	10,661
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)	2,820	2,906
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2021-A, 3.00% 2046	2,585	2,598
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2021-A, 4.00% 2046	2,835	3,147
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2021-A, 4.00% 2051	750	828
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2014, 5.00% 2044 (preref. 2024)	16,500	18,063
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-M, 5.00% 2038 (put 2029)	9,000	11,109
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-L, 5.00% 2038 (put 2029)	4,000	4,937
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2012-A, 5.00% 2042	6,000	6,043
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.125% 2023	260	272
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.00% 2025[1]	2,500	2,779
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.00% 2041[1]	3,425	3,866
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.25% 2056[1]	1,000	1,135
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2036[1]	750	835
Statewide Communities Dev. Auth., Senior Living Health Fac. Rev. Bonds (Los Angeles Jewish Home for the Aging - Fountainview at Gonda), Series 2014-A, 5.00% 2044	1,450	1,512
Stockton Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2040	2,210	2,547
Stockton Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2045	3,755	4,284
City of Suisun, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2032	1,245	1,367
City of Temecula, Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	1,220	1,448
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2029	1,005	1,117
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2030	630	700
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2031	1,295	1,438
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2032	2,965	3,290
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2033	2,135	2,369
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2035	500	555
Temescal Valley Water Dist., Community Facs. Dist. No. 4 (Terramor), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2041	1,575	1,747
Temescal Valley Water Dist., Community Facs. Dist. No. 4 (Terramor), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2046	500	550
Temescal Valley Water Dist., Community Facs. Dist. No. 4 (Terramor), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2051	1,305	1,432

American Funds Tax-Exempt Funds	99

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.375% 2031	$1,010	$1,028
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2032	2,655	2,732
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2033	1,380	1,417
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2045	1,000	1,213
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 2.40% 2049	605	598
City of Turlock, Irrigation Dist., Rev. Ref. Bonds, Series 2016, 5.00% 2041	8,640	10,046
City of Turlock, Irrigation Dist., Rev. Ref. Bonds, Series 2016, 5.00% 2046	6,755	7,865
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy / Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	1,215	1,366
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy / Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2037	1,000	1,124
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy / Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	300	329
Tustin Unified School Dist., Community Facs. Dist. No. 88-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2022	1,000	1,025
Tustin Unified School Dist., Community Facs. Dist. No. 88-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2023	545	580
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2026	1,285	1,438
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2028	1,265	1,408
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, BAM insured, 5.00% 2033	4,000	4,501
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, BAM insured, 5.00% 2038	2,155	2,416
Twin Rivers Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2016, Assured Guaranty Municipal insured, 0% 2041	5,750	2,756
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 5.00% 2046	13,315	16,432
Regents of the University of California, Limited Project Rev. Bonds, Series 2017-M, 5.00% 2047	17,700	20,600
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 4.00% 2051	2,250	2,551
Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2016-L, 4.00% 2037	2,300	2,505
Vacaville Unified School Dist., G.O. Bonds, 2014 Election, Series 2020-D, 4.00% 2045	1,850	2,107
Vacaville Unified School Dist., Local Facs. Fin. Corp., Certs. of Part., Series 2021, Assured Guaranty Municipal insured, 4.00% 2040	1,905	2,169
Vacaville Unified School Dist., Local Facs. Fin. Corp., Certs. of Part., Series 2021, Assured Guaranty Municipal insured, 4.00% 2042	1,575	1,789
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, BAM insured, 4.00% 2046	1,730	1,934
Val Verde Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2046	1,650	1,845
Val Verde Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2046	490	557
Val Verde Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2051	650	735
County of Ventura, Public Fncg. Auth., Lease Rev. Bonds, Series 2013-A, 5.00% 2029 (preref. 2022)	3,000	3,100
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2023	580	606
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2024	700	752
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2025	500	551
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2026	1,650	1,902
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2026	1,000	1,139
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2026	600	676
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2027	950	1,089
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2027	320	377
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2028	140	166
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2038	825	998
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2041	420	507
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 5.00% 2026	1,140	1,289
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 5.00% 2027	1,410	1,591
Walnut Valley Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2007 Election, Series 2011-B, BAM insured, 0% 2036	5,655	3,779

100	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Washington Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006-B, National insured, 0% 2031	$1,000	$815
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2033	5,700	7,270
West Contra Costa Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A-1, Assured Guaranty Municipal insured, 3.00% 2046	3,500	3,609
West Contra Costa Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A-1, Assured Guaranty Municipal insured, 3.00% 2051	4,890	5,019
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2027	350	403
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2028	550	631
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2029	1,205	1,378
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 5.00% 2031	675	768
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 4.00% 2032	1,400	1,518
City of West Sacramento, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, 4.00% 2033	1,455	1,581
West Sonoma County Union High School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 5.00% 2043	775	931
West Sonoma County Union High School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 5.00% 2046	705	845
West Sonoma County Union High School Dist., G.O. Bonds, 2018 Election, Series 2020-B, 5.00% 2049	1,000	1,198
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,035	1,192
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	1,165	1,341
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2044	1,105	1,258
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 5.00% 2029	1,000	1,164
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 5.00% 2030	1,570	1,824
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2032	3,425	3,779
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2033	3,560	3,927
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, 4.00% 2036	1,635	1,856
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, 4.00% 2041	3,645	4,111
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, 4.00% 2046	2,000	2,231
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, 4.00% 2050	4,815	5,359
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2016, 4.00% 2041	2,390	2,543
		1,791,572

Colorado 1.86%
County of Arapahoe, Copperleaf Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2020-A, 5.00% 2039	1,550	1,664
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2038	3,805	4,389
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2046	1,000	1,052
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2022	165	171
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2022	100	103
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2023	195	208
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2023	120	128
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2024	200	220

American Funds Tax-Exempt Funds	101

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2024	$135	$149
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2025	180	203
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2025	125	141
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2026	270	305
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2026	195	226
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2027	200	237
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2027	125	141
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2028	260	293
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2028	210	254
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2029	210	258
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2029	125	141
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2030	250	281
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2030	215	264
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2031	230	282
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2031	135	152
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2033	255	313
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2034	285	350
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2020, Assured Guaranty Municipal insured, 5.00% 2035	100	123
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 3.25% 2050	2,155	2,296
City of Arvada, Vauxmont Metropolitan Dist., Limited Tax G.O. and Special Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2019, Assured Guaranty Municipal insured, 5.00% 2050	1,500	1,803
City of Aurora, Sewer Rev. Bonds (SEAM Fac. and Other System Improvements Project), Series 2021, 4.00% 2051	4,000	4,620
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 3.00% 2022	90	91
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 3.50% 2027	500	521
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2037	1,275	1,409
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2037	200	221
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2047	5,255	5,725
City of Aurora, Tallyn’s Reach Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2013, 5.125% 2038 (preref. 2024)	135	144
City and County of Broomfield, Arista Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2048	4,425	4,683
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.50% 2035	1,000	858
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.75% 2046	1,800	1,487
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 6.00% 2050	1,650	1,377
Certs. of Part., Series 2021-A, 4.00% 2036	1,500	1,749
Certs. of Part., Series 2021-A, 3.00% 2037	9,065	9,705
Certs. of Part., Series 2021-A, 4.00% 2038	1,000	1,161
Certs. of Part., Series 2021-A, 4.00% 2039	1,500	1,739
Certs. of Part., Series 2021-A, 4.00% 2040	1,500	1,736
City of Colorado Springs, Utilities System Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2042	4,000	4,700

102	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
City and County of Denver, Central Platte Valley Metropolitan Dist., G.O. Rev. Ref. Bonds, Series 2013-A, 5.375% 2033	$1,750	$1,845
City and County of Denver, Dedicated Tax Rev. Bonds, Capital Appreciation Bonds, Series 2018-A-2, 0% 2033	2,000	1,392
City and County of Denver, Dedicated Tax Rev. Bonds, Capital Appreciation Bonds, Series 2018-A-2, 0% 2034	2,000	1,330
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2017-B, 5.00% 2033	6,500	7,746
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2018-A, 5.00% 2048	13,515	15,992
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Bonds, Series 2016-A, National insured, 5.00% 2029	1,510	1,735
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Bonds, Series 2017-A, 5.00% 2041	4,750	5,243
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	1,000	1,128
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,000	1,125
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2028	4,485	5,026
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	2,660	2,980
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	1,500	1,676
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,140	1,272
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2032	1,685	1,878
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	1,250	1,374
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2024	1,045	1,077
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2025	3,500	3,606
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2018-A, 5.25% 2039[1]	630	677
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[2]	2,315	2,313
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2004-A, National insured, 0% 2027	3,250	2,933
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2030	14,065	11,684
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2031	1,375	1,108
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2010-A, Assured Guaranty Municipal insured, 0% 2035	14,760	10,692
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2041	65	70
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2051	200	213
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2061	255	269
Educational and Cultural Facs. Auth., Rev. Ref. Bonds (Johnson & Wales University Project), Series 2013-B, 5.00% 2027 (preref. 2023)	1,500	1,572
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2023	125	134
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2025	150	170
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2026	105	122
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2027	110	131
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2029	150	184
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	150	183
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2031	155	189
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2032	175	213
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2033	185	225
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2034	200	243

American Funds Tax-Exempt Funds	103

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2035	$215	$261
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2039	1,750	1,969
Counties of Garfield and Mesa, Grand River Hospital Dist., Unlimited Tax G.O. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2023	2,050	2,178
Health Facs. Auth., Health Care Facs. Rev. Bonds (American Baptist Homes of the Midwest Obligated Group), Series 2013, 8.00% 2043	6,300	6,667
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2032	3,460	4,067
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2033 (preref. 2027)	6,910	8,123
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2037 (preref. 2027)	2,020	2,374
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2040	2,500	2,816
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2045 (preref. 2025)	5,500	6,194
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2012, 5.00% 2033 (preref. 2022)	6,015	6,107
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2012, 5.00% 2042 (preref. 2022)	20,350	20,661
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2013, 5.625% 2043 (preref. 2023)	2,485	2,641
Health Facs. Auth., Hospital Rev. Bonds (AdventHealth Obligated Group), Series 2021-A, 5.00% 2038	2,055	2,610
Health Facs. Auth., Hospital Rev. Bonds (AdventHealth Obligated Group), Series 2021-A, 4.00% 2046	1,500	1,718
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-C, 5.00% 2036 (put 2026)	6,200	7,209
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2016-A, 5.00% 2041	3,130	3,558
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-B, 5.00% 2048 (put 2025)	21,250	24,125
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-A, 5.00% 2048	11,855	14,085
Health Facs. Auth., Hospital Rev. Bonds (Children’s Hospital Colorado Project), Series 2013-A, 5.00% 2033	12,000	12,804
Health Facs. Auth., Hospital Rev. Bonds (Parkview Medical Center, Inc. Project), Series 2020-A, 4.00% 2045	1,000	1,126
Health Facs. Auth., Hospital Rev. Bonds (Parkview Medical Center, Inc. Project), Series 2020-A, 4.00% 2050	1,400	1,570
Health Facs. Auth., Hospital Rev. Ref. Bonds (Valley View Hospital Assn. Project), Series 2018, 2.80% 2042 (put 2023)	3,590	3,645
Health Facs. Auth., Retirement Housing Rev. Bonds (Liberty Heights Project), Capital Appreciation Bonds, Series 1991-B, 0% 2024 (escrowed to maturity)	1,765	1,716
Health Facs. Auth., Rev. Bonds (Catholic Health Initiatives), Series 2009-B-1, 5.00% 2027 (preref. 2022)	1,000	1,033
Health Facs. Auth., Rev. Bonds (Christian Living Neighborhoods Project), Series 2019-A-1, 4.00% 2044	1,000	1,093
Health Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-A-2, 4.00% 2049	2,000	2,179
Health Facs. Auth., Rev. Bonds (Covenant Retirement Communities, Inc.), Series 2018, 5.00% 2048	11,485	13,050
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.00% 2042[4]	2,500	1,375
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.125% 2047[4]	2,665	1,466
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 4.00% 2023	610	623
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 4.00% 2024	270	282
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2025	565	610
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2031	500	532
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2022	640	662
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2028	1,065	1,183
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2035	290	318
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2013-A, 5.75% 2036	3,000	3,263
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 5.00% 2032	4,000	4,933
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 4.00% 2036	5,750	6,519
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 4.00% 2037	4,000	4,523
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-A, 4.00% 2038	5,800	6,538
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2019-B, 4.00% 2040	17,420	19,539
Health Facs. Auth., Rev. Ref. Bonds (Sisters of Charity of Leavenworth Health System), Series 2013-A, 5.00% 2044	10,000	10,651

104	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-B-1, Class I, 4.00% 2048	$4,905	$5,200
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-C, Class I, 4.00% 2048	2,660	2,814
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	1,725	1,849
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-E, Class I, 4.25% 2049	9,030	9,714
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-H, Class III, 4.25% 2049	6,340	6,856
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-F, Class I, 4.25% 2049	1,485	1,604
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-H, Class I, 3.00% 2050	8,370	8,727
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	13,910	14,803
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2019-K, Class I, 3.875% 2050	5,250	5,626
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-B, Class I, 3.00% 2051	7,045	7,384
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-H, Class I, 3.00% 2051	2,690	2,824
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-E, Class I, 3.00% 2051	1,455	1,523
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-L, Class I, 3.25% 2051	12,220	12,997
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.25% 2028	4,000	4,848
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.50% 2038	39,500	57,957
Regional Transportation Dist., Certs. of Part., Series 2014-A, 5.00% 2044	9,500	9,913
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2033	500	593
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2033	500	575
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2036	700	801
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.75% 2046	1,575	1,625
Regents of the University of Colorado, University Enterprise Rev. Ref. Bonds, Series 2021-C-4, 4.00% 2051	5,370	6,175
Weld County School Dist. No. 6, G.O. Bonds, Series 2021, 4.00% 2045	2,705	3,139
		533,966

Connecticut 0.68%
Harbor Point Infrastructure Improvement Dist., Special Obligation Rev. Ref. Bonds (Harbor Point Project), Series 2017, 5.00% 2030[1]	9,250	10,580
Health and Educational Facs. Auth., Rev. Bonds (Covenant Home, Inc.), Series 2018-B, 5.00% 2027	125	148
Health and Educational Facs. Auth., Rev. Bonds (Covenant Home, Inc.), Series 2018-B, 5.00% 2029	430	504
Health and Educational Facs. Auth., Rev. Bonds (Covenant Home, Inc.), Series 2018-B, 5.00% 2037	3,210	3,703
Health and Educational Facs. Auth., Rev. Bonds (Griffin Hospital Issue), Series 2020-G-1, 5.00% 2050[1]	735	851
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 4.00% 2051	3,335	3,754
Health and Educational Facs. Auth., Rev. Bonds (Nuvance Health Issue), Series 2019-A, 4.00% 2034	3,000	3,344
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2025	1,460	1,632
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2030	2,265	2,575
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2031	3,000	3,404
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2035	2,895	3,276
Health and Educational Facs. Auth., Rev. Bonds (Quinnipiac University Issue), Series 2016-M, 5.00% 2036	2,990	3,382
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 4.00% 2035	2,545	2,850
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 4.00% 2036	5,880	6,565
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 4.00% 2039	3,045	3,367
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 4.00% 2040	3,085	3,398
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 4.00% 2042	1,995	2,181
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2012-J, 5.00% 2042	250	255
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)	3,100	3,112
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2010-A-3, 0.25% 2049 (put 2024)	1,915	1,876
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2017-C-2, 4.00% 2057 (put 2023)	14,000	14,605
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 3.20% 2032	2,335	2,420
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 3.40% 2032	1,960	1,991
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-1, 3.50% 2033	405	428
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-A-1, 2.30% 2035	1,000	979
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.00% 2036	4,850	4,964
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 3.65% 2037	4,585	4,704
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-F-1, 3.50% 2043	5,790	6,120
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-C-1, 3.25% 2044	18,560	19,625
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2020-A-1, 3.50% 2045	2,675	2,851
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-C-1, 4.00% 2045	9,515	10,163
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045	2,785	2,888

American Funds Tax-Exempt Funds	105

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Connecticut (continued)
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-A-1, 4.00% 2045	$2,355	$2,513
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-E-1, 3.50% 2046	3,280	3,402
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-F-1, 4.00% 2047	4,445	4,723
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047	2,835	2,989
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047	2,125	2,239
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047	1,425	1,502
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-1, 3.00% 2049	2,855	2,992
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-D-1, 4.00% 2049	11,245	12,210
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-B-1, 4.00% 2049	3,710	4,023
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-5, 0.45% 2051 (put 2024)	4,995	4,910
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-C-2, 3.375% 2051	1,340	1,361
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2013-B-2, 4.00% 2032	220	220
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044	765	785
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2014-D-1, 4.00% 2044	430	436
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-C, 6.25% 2030[1]	5,500	6,186
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-A, 6.75% 2045[1]	2,716	2,814
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015, 7.00% 2045[1]	1,705	1,771
Special Tax Obligation Bonds (Transportation Infrastructure Purposes), Series 2021-D, 5.00% 2036	1,000	1,272
Special Tax Obligation Bonds (Transportation Infrastructure Purposes), Series 2020-A, 5.00% 2040	2,000	2,454
Special Tax Obligation Bonds (Transportation Infrastructure Purposes), Series 2021-D, 5.00% 2041	3,500	4,412
		195,709

Delaware 0.17%
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 4.00% 2029	515	542
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 5.00% 2039	720	799
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 5.00% 2049	1,800	1,972
Econ. Dev. Auth., Charter School Rev. Bonds (First State Montessori Academy, Inc. Project), Series 2019-A, 5.00% 2054	835	912
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2045 (put 2025)	760	749
G.O. Bonds, Series 2021, 3.00% 2034	5,000	5,506
Health Facs. Auth., Rev. Ref. Bonds (Christiana Care Health System), Series 2020-A, 4.00% 2049	3,305	3,706
River and Bay Auth., Rev. Bonds, Series 2019, 4.00% 2039	4,205	4,764
River and Bay Auth., Rev. Bonds, Series 2019, 4.00% 2044	5,000	5,622
Transportation Auth., Grant Anticipation Bonds, Series 2020, 5.00% 2033	1,250	1,565
Transportation Auth., Rev. Bonds (U.S. 301 Project), Series 2015, 5.00% 2055	20,455	22,584
		48,721

District of Columbia 1.18%
G.O. Bonds, Series 2017-D, 5.00% 2035	5,000	5,886
G.O. Bonds, Series 2017-D, 5.00% 2036	7,250	8,526
G.O. Bonds, Series 2014-C, 5.00% 2038	1,800	1,954
G.O. Bonds, Series 2016-D, 5.00% 2041	3,000	3,487
G.O. Bonds, Series 2017-D, 5.00% 2042	2,645	3,090
G.O. Bonds, Series 2019-A, 5.00% 2044	5,000	6,095
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	1,000	1,159
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2032	7,775	9,414
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2033	8,610	10,421
G.O. Rev. Ref. Bonds, Series 2021-E, 5.00% 2035	4,000	5,093
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2035	3,655	4,421
G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2036	5,510	6,480
G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2037	2,500	2,939
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (Kenilworth 166 Apartments Project), Series 2021, 1.25% 2025 (put 2024)	9,505	9,432
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (The Strand Residences), Series 2019, 1.45% 2039 (put 2022)	1,250	1,256

106	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
District of Columbia (continued)
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2045	$2,000	$2,467
Metropolitan Area Transit Auth., Dedicated Rev. Green Bonds, Series 2021-A, 3.00% 2036	4,705	4,942
Metropolitan Area Transit Auth., Dedicated Rev. Green Bonds, Series 2021-A, 3.00% 2040	12,340	12,847
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2029	1,000	1,235
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2031	1,415	1,780
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2033	2,100	2,624
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 5.00% 2034	2,005	2,502
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 4.00% 2035	1,720	1,995
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 4.00% 2036	2,380	2,756
Metropolitan Washington DC Airports Auth., Airport System Rev. Ref. Bonds, Series 2020-B, 4.00% 2039	2,020	2,325
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. and Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-B, 4.00% 2049	3,155	3,459
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2010-B, 6.50% 2044[3]	2,000	2,578
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Capital Appreciation Bonds, Series 2010-A, Assured Guaranty Municipal insured, 0% 2037	41,230	23,315
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Capital Appreciation Bonds, Series 2010-A, 0% 2037	2,000	1,119
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2031	5,100	4,064
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2036	5,880	4,006
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2038	27,130	17,279
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty Municipal insured, 0% 2040	23,255	13,766
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-A, 5.00% 2032	1,800	2,172
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2053	34,470	38,077
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2014-A, 5.00% 2053	6,100	6,146
Rev. Bonds (DC International School Issue), Series 2019, 5.00% 2054	1,150	1,322
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2036	2,775	3,074
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2041	400	441
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2046	1,455	1,596
Rev. Bonds (KIPP DC Issue), Series 2019, 5.00% 2024	100	108
Rev. Bonds (KIPP DC Issue), Series 2013-A, 6.00% 2033 (preref. 2023)	1,000	1,072
Rev. Ref. Bonds (KIPP DC Issue), Series 2017-B, 5.00% 2048	4,385	4,961
Tax Increment Rev. Bonds (City Market at O Street Project), Series 2011, 5.125% 2041	5,700	5,723
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2009-B, Assured Guaranty insured, 0% 2033	6,565	4,922
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	5,000	5,810
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2028	3,750	4,425
Water and Sewer Auth., Public Utility Rev. Bonds, Series 1998, Assured Guaranty Municipal insured, 5.50% 2023	655	691
Water and Sewer Auth., Public Utility Rev. Bonds, Series 1998, Assured Guaranty Municipal insured, 5.50% 2028	3,925	4,659
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2017-B, 5.00% 2030	3,750	4,396
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2017-B, 5.00% 2031	3,750	4,390
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2016-A, 5.00% 2037	9,320	10,608
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2012-A, 5.00% 2037	3,000	3,084
Water and Sewer Auth., Public Utility Rev. Bonds, Series 2016-A, 5.00% 2039	7,630	8,674
Water and Sewer Auth., Public Utility Rev. Green Bonds, Series 2018-A, 5.00% 2049	12,400	14,732
Water and Sewer Auth., Public Utility Rev. Green Bonds, Series 2017-A, 5.00% 2052	16,000	18,471
Water and Sewer Auth., Public Utility Rev. Ref. Bonds, Series 2012-C, 5.00% 2025	5,000	5,148
		339,414

American Funds Tax-Exempt Funds	107

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida 5.72%
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2022, 4.00% 2040	$1,475	$1,561
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2042	1,190	1,270
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-B-1, 5.00% 2037 (put 2026)	2,000	2,272
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-A, 4.00% 2049	25,245	27,948
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds (Shands HealthCare Project), Series 2014-A, 5.00% 2036	1,285	1,404
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds (Shands HealthCare Project), Series 2014-A, 5.00% 2044	13,410	14,634
City of Atlantic Beach, Health Care Facs. Rev. and Rev. Ref. Bonds (Fleet Landing Project), Series 2013-A, 5.00% 2022	105	108
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2024	160	176
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2028	1,480	1,690
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2029	420	478
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2030	435	493
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2031	460	520
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2032	480	542
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2043	735	820
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2048	2,690	2,991
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2053	6,300	6,981
City of Atlantic Beach, Health Care Facs. Rev. Ref. Bonds (Fleet Landing Project), Series 2013-A, 5.00% 2037	3,230	3,382
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2032	5,000	5,387
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2039	4,835	5,206
County of Brevard, Heritage Isle at Viera Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 3.20% 2032	1,095	1,171
County of Broward, North Springs Improvement Dist., Water Management Bonds (Heron Bay Water Management Project), Series 2021-1, 3.00% 2052	5,600	5,768
County of Broward, Water and Sewer Utility Rev. Bonds, Series 2019-A, 4.00% 2044	10,000	11,468
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.25% 2023	1,465	1,496
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.50% 2024	1,230	1,274
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.75% 2025	1,105	1,165
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 2.75% 2026	895	948
City of Cape Coral, Utility Improvement Rev. Ref. Assessment Bonds (Various Areas), Series 2017, Assured Guaranty Municipal insured, 3.00% 2027	570	616
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 3.00% 2029[1]	425	434
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 5.00% 2049[1]	1,255	1,423
Capital Trust Agcy., Educational Facs. Rev. Bonds (Odyssey Charter School), Series 2019, 5.00% 2049[1]	770	845
Capital Trust Agcy., Educational Facs. Rev. Bonds (Odyssey Charter School), Series 2019, 5.00% 2054[1]	390	428
Capital Trust Agcy., Rev. Bonds (Educational Growth Fund, LLC Charter School Portfolio Projects), Series 2021-A-1, 5.00% 2056[1]	2,825	3,124
Central Florida Expressway Auth., Rev. Bonds, Series 2021-D, Assured Guaranty Municipal insured, 5.00% 2034	1,315	1,683
Central Florida Expressway Auth., Rev. Bonds, Series 2018, 5.00% 2043	3,500	4,146
Central Florida Expressway Auth., Rev. Bonds, Series 2019-B, 5.00% 2044	32,000	38,633
Central Florida Expressway Auth., Rev. Bonds, Series 2018, 5.00% 2048	1,565	1,842
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	4,000	4,598
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2038	9,935	11,605
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2016-B, 4.00% 2039	5,000	5,427
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2016-B, 4.00% 2040	3,000	3,259
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 4.00% 2041	2,500	2,757
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2042	1,550	1,804
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022	2,500	2,538
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.00% 2026	975	992

108	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.125% 2027	$995	$1,020
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.25% 2028	1,015	1,042
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.375% 2029	1,040	1,071
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 2.75% 2033	2,230	2,286
County of Collier, Ave Maria Stewardship Community Dist., Capital Improvement Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 3.00% 2038	2,930	3,069
County of Collier, Educational Facs. Auth., Education Facs. Rev. Bonds (Hodges University Inc. Project), Series 2013, 6.125% 2043 (preref. 2023)	1,000	1,086
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings Inc.), Series 2015-A, 5.00% 2043	10,000	11,577
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2048	1,500	1,728
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.625% 2023	500	509
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.75% 2025	1,145	1,190
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2027	600	623
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2028	755	781
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.125% 2030	240	248
County of Collier, Pine Air Lakes Community Dev. Dist., Special Assessment Bonds, Series 2008, 6.75% 2039	2,650	2,652
Town of Davie, Educational Facs. Rev. and Rev. Ref. Bonds (Nova Southeastern University Project), Series 2018, 5.00% 2038	2,500	2,940
City of Daytona Beach, Housing Auth., Multi Family Housing Rev. Bonds (The WM at the River Project), Series 2021-B, 1.25% 2025 (put 2024)	6,385	6,356
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2035	1,000	1,133
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2040	1,650	1,858
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2050	4,415	4,923
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2055	1,620	1,801
Dev. Fin. Corp., Educational Facs. Rev. Bonds (River City Science Academy Projects), Series 2021-A, 4.00% 2045	700	739
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2013-A, 6.00% 2033 (preref. 2023)	14,945	16,056
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, Assured Guaranty Municipal insured, 4.00% 2041	1,800	2,028
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, Assured Guaranty Municipal insured, 4.00% 2042	1,750	1,967
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, Assured Guaranty Municipal insured, 4.00% 2046	5,250	5,850
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 4.00% 2052	7,710	8,309
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 5.00% 2052	7,760	9,172
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2021-B, 5.00% 2022	1,000	1,015
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2016-D, 5.00% 2023	8,065	8,517
County of Escambia, Environmental Improvement Rev. Ref. Bonds (International Paper Co. Project), Series 2019-B, 2.00% 2033 (put 2024)	775	795
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 5.00% 2040	4,000	4,798
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 4.00% 2045	5,245	5,692
County of Escambia, Health Facs. Auth., Health Care Facs. Rev. Bonds (Baptist Health Care Corp. Obligated Group), Series 2020-A, 4.00% 2050	3,000	3,236
County of Escambia, Pollution Control Rev. Ref. Bonds (Gulf Power Co. Project), Series 2002, 2.60% 2023	2,500	2,553
City of Fort Lauderdale, Water and Sewer Rev. Bonds, Series 2018, 4.00% 2041	13,920	15,500
City of Gainesville, Utilities System Rev. Bonds, Series 2017-A, 5.00% 2032	2,000	2,367
City of Gainesville, Utilities System Rev. Bonds, Series 2017-A, 5.00% 2033	2,500	2,960
City of Gainesville, Utilities System Rev. Bonds, Series 2017-A, 5.00% 2036	500	591
City of Gainesville, Utilities System Rev. Bonds, Series 2021-A-2, 5.00% 2051	42,615	53,021
City of Gainesville, Utilities System Rev. Green Bonds, Series 2021-A-1, 5.00% 2046	25,865	32,577

American Funds Tax-Exempt Funds	109

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2010-A, 5.00% 2024	$585	$592
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2016-B, 5.00% 2046	21,020	24,313
City of Hialeah, Bonterra Community Dev. Dist., Senior Special Assessment Bonds, Series 2017-A-1, 4.00% 2037	545	594
City of Hialeah, Bonterra Community Dev. Dist., Senior Special Assessment Bonds, Series 2017-A-1, 4.125% 2047	910	987
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2012-A, 5.00% 2022 (escrowed to maturity)	675	680
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2026	655	747
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2030	1,150	1,308
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2031	1,500	1,707
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2012-A, 5.00% 2032	1,000	1,008
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2033	1,300	1,477
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2035	4,580	5,200
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2036	1,380	1,566
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2018-B, 5.00% 2035	2,400	2,621
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2018-F, 5.00% 2043	12,500	14,960
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Bonds, Series 2018-F, 5.00% 2048	5,170	6,147
County of Hillsborough, Aviation Auth., Tampa International Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2044	5,000	5,463
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2045	1,000	1,120
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2055	8,350	9,232
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2016-2, 4.00% 2047	5,005	5,221
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2015-1, 4.00% 2047	1,800	1,867
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048	12,425	13,037
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-1, 4.00% 2049	1,980	2,098
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2019-1, 4.00% 2050	13,625	14,602
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-2, 3.00% 2051	4,605	4,823
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051	965	1,026
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052	5,260	5,526
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-1, 3.00% 2052	3,855	4,036
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2014-B, 3.00% 2045	530	538
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046	195	199
Housing Fin. Corp., Multi Family Rev. Bonds (Parrish Oaks), Series 2020-A, 1.25% 2023 (put 2022)	2,100	2,100
City of Jacksonville, Bartram Park Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2015-A-1, 4.50% 2035	930	1,000
City of Jacksonville, Better Jacksonville Sales Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	5,000	5,148
City of Jacksonville, Better Jacksonville Sales Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	5,000	5,146
City of Jacksonville, Health Care Facs. Rev. Ref. Bonds (Baptist Health), Series 2019-A, 5.00% 2032	2,200	2,687
JEA, Electric System Rev. Bonds, Series 2013-C, 5.00% 2022 (escrowed to maturity)	1,450	1,493
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2026	4,250	4,937
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2027	8,800	10,425
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2028	8,140	9,731
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2029	4,000	4,765
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2030	5,050	6,255
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2030	4,650	5,520
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2031	7,935	9,344
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2031	4,900	6,219
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2031	3,985	4,935
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2032	11,830	15,042
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2032	4,380	5,417
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2033	6,395	8,127
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2033	5,280	6,193
JEA, Electric System Rev. Bonds, Series 2020-A, 5.00% 2033	1,000	1,235
JEA, Electric System Rev. Bonds, Series 2017-B, 3.375% 2034	650	656
JEA, Electric System Rev. Bonds, Series 2017-B-3, 4.00% 2035	4,250	4,684

110	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
JEA, Electric System Rev. Bonds, Series 2020-A, 4.00% 2035	$3,925	$4,504
JEA, Electric System Rev. Bonds, Series 2017-B-3, 4.00% 2036	3,785	4,167
JEA, Electric System Rev. Bonds, Series 2017-B-3, 4.00% 2037	2,000	2,201
JEA, Electric System Rev. Bonds, Series 2020-A-3, 4.00% 2038	1,750	2,009
JEA, Electric System Rev. Bonds, Series 2020-A-3, 4.00% 2039	1,250	1,433
JEA, St. Johns River Power Park System Rev. Bonds, Issue 3, Series 2008-2, 5.00% 2037	11,325	11,363
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2029	4,350	5,190
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2033	5,565	6,589
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2035	1,890	2,357
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2036	1,000	1,159
JEA, Water and Sewer System Rev. Bonds, Series 2021-A, 4.00% 2037	1,220	1,442
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2037	1,000	1,157
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2038	1,665	1,923
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2038	1,000	1,155
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2039	1,000	1,152
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2040	850	979
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 4.00% 2040	500	576
City of Lakeland, Energy System Rev. Ref. Bonds, Series 2016, 5.00% 2034	2,085	2,377
City of Lakeland, Energy System Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,355	1,541
County of Lee, Airport Rev. Ref. Bonds, Series 2015, 5.00% 2033	3,340	3,722
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2039	1,000	1,151
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2044	5,225	5,970
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2049	4,860	5,532
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2025	2,000	2,198
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	1,250	1,373
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2027	1,250	1,372
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2033	1,000	1,096
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2034	1,000	1,096
County of Lee, Transportation Facs. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2035	1,000	1,095
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2033	2,350	2,841
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2034	2,000	2,416
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2035	2,000	2,413
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2036	1,750	2,110
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 4.00% 2037	2,500	2,820
Lee Memorial Health System, Hospital Rev. and Rev. Ref. Bonds, Series 2019-A-1, 5.00% 2037	3,000	3,613
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood Centre North), Series 2015, 4.875% 2035	1,380	1,454
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2022	665	672
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2023	700	734
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2024	645	694
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2025	380	420
County of Manatee, Heritage Harbour North Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2017-A-1, Assured Guaranty Municipal insured, 5.00% 2026	815	924
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 3.00% 2031	655	695
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 3.00% 2034	1,060	1,121
County of Martin, Health Facs. Auth., Hospital Rev. Bonds (Martin Memorial Medical Center), Series 2015, 5.00% 2045 (preref. 2024)	5,000	5,531

American Funds Tax-Exempt Funds	111

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Parking Garage Project), Series 2014-A, 4.25% 2024	$2,205	$2,262
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Parking Garage Project), Series 2014-A, 5.00% 2029	985	1,014
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 5.00% 2032	1,000	1,242
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 4.00% 2034	1,600	1,842
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2016-A, 5.00% 2035	1,850	2,143
County of Miami-Dade, Educational Facs. Auth., Rev. and Rev. Ref. Bonds (University of Miami Issue), Series 2015-A, 5.00% 2045	10,000	11,036
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2014-A, 5.00% 2029	1,415	1,538
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2014-A, 5.00% 2039	6,485	7,015
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2010-A, 5.00% 2040	3,050	3,067
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	2,500	2,546
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	2,350	2,389
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2024	1,500	1,528
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	4,140	4,218
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	4,335	4,417
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2027	3,000	3,264
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2028	3,180	3,652
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2029	7,200	8,250
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	2,385	2,730
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2030	2,000	2,174
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	3,300	3,778
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, 5.00% 2031	2,560	2,783
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	1,000	1,143
County of Miami-Dade, Health Facs. Auth., Hospital Rev. and Rev. Ref. Bonds (Nicklaus Children’s Hospital Project), Series 2021-A, 4.00% 2046	4,000	4,523
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)	3,700	3,685
County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2007, 0.32% 2027 (put 2022)	2,245	2,240
County of Miami-Dade, Vizcaya in Kendall Community Dev. Dist., Special Assessment Bonds, Series 2016, 3.75% 2031	300	317
County of Miami-Dade, Vizcaya in Kendall Community Dev. Dist., Special Assessment Bonds, Series 2016, 4.00% 2036	560	594
County of Miami-Dade, Vizcaya in Kendall Community Dev. Dist., Special Assessment Bonds, Series 2016, 4.125% 2046	1,240	1,311
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2042	2,650	3,069
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2019, 5.00% 2043	7,360	8,834
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2044	2,000	2,304
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2046	6,105	6,991
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2019, 5.00% 2046	20,640	24,657
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2017-A, 4.00% 2047	4,750	5,209
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2048	8,000	9,146
County of Miami-Dade, Water and Sewer System Rev. Bonds, Series 2021, 4.00% 2051	2,500	2,851
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2008-B, Assured Guaranty Municipal insured, 5.25% 2022	4,000	4,125
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2017-B, 5.00% 2031	1,500	1,690
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2017-B, 5.00% 2032	1,000	1,127
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2017-B, 4.00% 2038	15,000	16,865
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2019-B, 4.00% 2049	38,760	43,433
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2014, 5.00% 2039	500	551
City of Miami Beach, Parking Rev. Bonds, Series 2015, BAM insured, 5.00% 2040	1,190	1,326
City of Miami Beach, Parking Rev. Bonds, Series 2015, BAM insured, 5.00% 2045	2,500	2,771
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2032	1,645	1,766
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2034	1,800	1,931
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2040	12,850	13,729
City of Miami Beach, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds (City Center/Historic Convention Village), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2044	2,000	2,134

112	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
City of Miami Beach, Water and Sewer Rev. and Rev. Ref. Bonds, Series 2017, 5.00% 2047	$16,550	$19,417
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2015-B, 5.00% 2027	675	763
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2015-B, 5.00% 2028	1,250	1,411
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Bonds, Series 2015-B, 5.00% 2031	1,715	1,935
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2029	6,000	6,961
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	5,000	5,796
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	2,000	2,314
Municipal Power Agcy., Rev. Ref. Bonds (St. Lucie Project), Series 2012-A, 5.00% 2026	2,345	2,414
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2035	2,000	2,305
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2036	6,965	8,023
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2042	11,500	13,183
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2048	9,250	10,525
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2024	1,750	1,914
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2035	1,000	1,101
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-C, 5.00% 2040	1,900	2,083
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2040	1,750	1,931
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Ref. Bonds, Series 1993-D, 6.10% 2022 (escrowed to maturity)	70	73
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2014, 5.00% 2026	3,980	4,324
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2028	2,250	2,510
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2035	4,900	5,424
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2036	5,400	5,888
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2040	6,250	6,887
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2041	6,820	7,436
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2045	7,950	8,719
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2047	12,720	13,869
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2024	4,000	4,404
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2025	4,000	4,529
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health Obligated Group), Series 2019-A, 5.00% 2026	3,000	3,489
County of Orange, Health Facs. Auth., Hospital Rev. Bonds (Orlando Health, Inc.), Series 2012-A, 5.00% 2042 (preref. 2022)	6,315	6,363
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2033	2,000	2,290
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2034	5,000	5,720
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2036	3,000	3,428
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 4.00% 2036	7,345	7,735
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 4.00% 2042	24,770	25,620
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 4.00% 2047	33,335	34,136
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Stratford Point Apartments), Series 2021-B, 0.55% 2025 (put 2024)	2,890	2,842
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2012-A, 5.00% 2024	1,000	1,103
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2021-B, 1.25% 2046 (put 2028)	4,000	3,950
Orlando-Orange County Expressway Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2024 (preref. 2023)	2,000	2,117
Orlando-Orange County Expressway Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2035 (preref. 2023)	27,350	28,930
County of Palm Beach, Health Facs. Auth., Hospital Rev. Bonds (Baptist Health South Florida Obligated Group), Series 2019, 4.00% 2049	18,910	20,825
County of Palm Beach, Health Facs. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2032	4,340	5,013

American Funds Tax-Exempt Funds	113

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Palm Beach, Health Facs. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2018-A, 5.00% 2045	$1,125	$1,269
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Harbour’s Edge Project), Series 2004-B, 4.00% 2034	1,200	1,202
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2030	3,655	3,989
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2038	2,380	2,549
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-B, 5.00% 2042	345	408
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 2.625% 2022	145	146
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 2.75% 2023	180	183
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 2.875% 2024	325	334
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.00% 2025	350	365
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.125% 2026	360	379
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.25% 2027	370	394
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.40% 2028	385	414
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.50% 2029	385	418
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 3.875% 2033	1,715	1,862
County of Pasco, Meadow Pointe II Community Dev. Dist., Special Assessment Bonds, Series 2018, Assured Guaranty Municipal insured, 4.125% 2039	1,605	1,752
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2007-B, 6.15% 2014[4]	1,385	33
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2005, 5.25% 2015[4]	725	17
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-B-2, 5.25% 2015[4]	590	14
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2014-A, 7.25% 2035[3]	330	350
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-A-1, 6.00% 2036[3]	955	968
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2004-A, 6.00% 2036[4]	2,085	50
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-A-2, 6.25% 2038[3]	1,935	1,963
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2007-A, 6.25% 2038[4]	3,005	72
County of Pasco, School Board, Rev. Ref. Certs. of Part., Series 2021-A, 5.00% 2032	3,000	3,849
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2020, 4.00% 2040	1,200	1,385
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2020, 4.00% 2043	3,000	3,417
City of Pompano Beach, Rev. and Rev. Ref. Bonds (John Knox Village Project), Series 2020, 3.25% 2022	500	505
City of Pompano Beach, Rev. and Rev. Ref. Bonds (John Knox Village Project), Series 2020, 4.00% 2040	2,000	2,138
City of Pompano Beach, Rev. and Rev. Ref. Bonds (John Knox Village Project), Series 2020, 5.00% 2050	5,000	5,510
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2039	1,590	1,687
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2044	4,065	4,299
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2021-A, 4.00% 2051	2,720	2,924
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2030	1,750	1,952
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2031	2,000	2,228
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2032	1,000	1,113
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2033	2,900	3,221
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Bonds, Series 2007-B, 5.10% 2014[4]	10,125	2
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2011, 0% 2039[5,6]	24,705	3,807
City of St. Cloud, Stevens Plantation Community Dev. Dist., Special Assessment Rev. Bonds, Series 2003-B, 6.375% 2013[4]	1,726	1,096
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 2.625% 2024	410	420

114	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.75% 2025	$1,085	$1,118
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 2.75% 2025	420	433
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.10% 2026	1,030	1,035
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.125% 2026	2,395	2,409
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2026	840	875
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 3.00% 2026	430	448
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.25% 2027	2,445	2,465
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.25% 2027	1,055	1,063
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.125% 2027	1,155	1,214
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 3.125% 2027	445	468
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.30% 2028	1,080	1,085
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.40% 2028	2,505	2,532
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.25% 2028	1,190	1,262
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-B-1, Assured Guaranty Municipal insured, 3.25% 2028	460	488
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 2.40% 2029	1,105	1,110
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.50% 2029	2,565	2,594
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 3.00% 2033	5,515	5,793
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2033	2,380	2,500
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 3.00% 2037	6,230	6,519
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2040	4,030	4,198
County of St. Johns, Heritage Landing Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2015, 4.35% 2036	1,000	1,066
County of St. Johns, Industrial Dev. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2020-A, 4.00% 2055	5,185	5,643
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2002, 5.00% 2032[4]	1,820	1,834
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2016, 6.32% 2045	130	131
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.00% 2024	355	359
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.125% 2026	370	376
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.375% 2028	385	393
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.875% 2033	980	1,008
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 3.00% 2038	985	1,022
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Improvement Bonds (Sunnyside Village Project), Series 2018, 5.00% 2048	1,000	1,102
County of Sarasota, Hospital Dist. Rev. Bonds (Sarasota Memorial Hospital Project), Series 2018, 5.00% 2038	10,000	11,920
South Broward Hospital Dist., Hospital Rev. Ref. Bonds (South Broward Hospital Dist. Obligated Group), Series 2016, 5.00% 2028	2,000	2,295
South Broward Hospital Dist., Hospital Rev. Ref. Bonds (South Broward Hospital Dist. Obligated Group), Series 2021-A, 3.00% 2051	10,000	9,821

American Funds Tax-Exempt Funds	115

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2042	$8,250	$9,680
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2047	11,920	13,863
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2030[1]	1,250	1,333
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-B, 5.00% 2026	550	596
County of Sumter, Industrial Dev. Auth., Hospital Rev. Bonds (Central Florida Health Alliance Projects), Series 2014-B, 5.00% 2027	1,000	1,083
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2022	330	333
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2023	345	357
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2024	355	373
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2025	285	304
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2026	320	347
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2027	305	334
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2028	315	355
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, 4.00% 2029	320	358
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2017, 5.00% 2034	2,000	2,256
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2017, 5.00% 2035	2,000	2,255
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2017, 5.00% 2037	4,525	5,089
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2036	2,000	2,240
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2015-A, 5.00% 2040	2,650	2,931
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2041	1,025	1,147
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2055	3,660	4,051
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2036	830	525
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2038	1,000	575
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2041	1,000	500
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2045	1,850	770
City of Tampa, Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Capital Appreciation Bonds, Series 2020-A, 0% 2053	5,050	1,472
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2036	575	711
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2040	800	984
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2050	4,000	4,858
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2033	1,000	1,108
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2035	2,000	2,214
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2040	4,555	5,034
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2045	1,500	1,651
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2020-A, 4.00% 2050	3,735	4,093
City of Tampa, Rev. Ref. and Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Series 2012-A, 5.00% 2029	1,430	1,465
City of Tampa, Rev. Ref. and Capital Improvement Cigarette Tax Allocation Bonds (H. Lee Moffitt Cancer Center Project), Series 2012-A, 4.00% 2033	3,000	3,045
Tampa Bay Water, Regional Water Supply Auth., Utility System Rev. Ref. Bonds, Series 2016-C, 5.00% 2027	6,425	7,681
Tampa-Hillsborough County Expressway Auth., Rev. Bonds, Series 2017, 5.00% 2047	4,100	4,757
Tampa-Hillsborough County Expressway Auth., Rev. Bonds, Series 2017-C, 5.00% 2048	5,000	5,814
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)	4,000	4,075
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2017-B, 4.00% 2042	41,550	46,221
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2042 (preref. 2022)	2,180	2,221
Dept. of Transportation, Federal Highway Reimbursement Rev. Bonds (Indirect GARVEEs), Series 2021-A, 5.00% 2030	2,000	2,508
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2017-A, 5.00% 2023	1,200	1,271
Dept. of Transportation, Turnpike Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	15,935	16,872
County of Volusia, Educational Facs. Auth., Educational Facs. Rev. Bonds (Stetson University, Inc. Project), Series 2015, 5.00% 2045	2,500	2,735

116	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
County of Volusia, Educational Facs. Auth., Educational Facs. Rev. Ref. Bonds (Embry-Riddle Aeronautical University, Inc. Project), Series 2015-B, 5.00% 2045	$4,000	$4,468
City of West Palm Beach, Utility System Rev. Bonds, Series 2017-A, 5.00% 2042	7,800	9,134
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.00% 2024	935	952
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.75% 2031	3,400	3,594
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 4.125% 2037	930	986
		1,640,786

Georgia 2.23%
County of Appling, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2038 (put 2025)	1,500	1,514
City of Atlanta, Airport Passenger Fac. Charge and General Rev. Bonds, Series 2019-C, 5.00% 2038	10,000	12,199
City of Atlanta, Airport Passenger Fac. Charge and General Rev. Bonds, Series 2019-C, 5.00% 2039	29,030	35,370
City of Atlanta, Airport Passenger Fac. Charge and General Rev. Bonds, Series 2019-C, 5.00% 2040	7,000	8,516
City of Atlanta, Dev. Auth., Rev. Bonds (Georgia State University Research Foundation - Science Park, LLC Project), Series 2016, 5.00% 2026	500	576
City of Atlanta, Dev. Auth., Student Housing Facs. Rev. Ref. Bonds (Piedmont/Ellis, LLC University Commons Project), Series 2013, 5.00% 2025 (preref. 2023)	1,000	1,063
City of Atlanta, Dev. Auth., Student Housing Facs. Rev. Ref. Bonds (Piedmont/Ellis, LLC University Commons Project), Series 2013, 5.00% 2026 (preref. 2023)	4,000	4,251
City of Atlanta, Dev. Auth., Student Housing Facs. Rev. Ref. Bonds (Piedmont/Ellis, LLC University Commons Project), Series 2013, 5.00% 2027 (preref. 2023)	7,165	7,615
City of Atlanta, Tax Allocation Rev. Ref. Bonds (Atlantic Station Project), Series 2017, 5.00% 2024	1,650	1,817
City of Atlanta, Urban Redev. Agcy., Rev. Bonds (Atlanta Beltline Trail Completion Project), Series 2021, 2.375% 2026[1]	1,255	1,263
City of Atlanta, Urban Redev. Agcy., Rev. Bonds (Atlanta Beltline Trail Completion Project), Series 2021, 2.875% 2031[1]	600	605
City of Atlanta, Urban Redev. Agcy., Rev. Bonds (Atlanta Beltline Trail Completion Project), Series 2021, 3.625% 2042[1]	1,210	1,223
City of Atlanta, Urban Redev. Agcy., Rev. Bonds (Atlanta Beltline Trail Completion Project), Series 2021, 3.875% 2051[1]	2,470	2,503
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Intrada Westside), Series 2021-B, 0.41% 2024 (put 2023)	2,000	1,981
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)	6,500	6,418
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2034	1,960	2,216
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2035	1,910	2,157
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2036	1,000	1,129
City of Atlanta, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2018-B, 4.00% 2038	9,000	10,141
City of Atlanta, Water and Wastewater Rev. Bonds, Series 1999-A, FGIC-National insured, 5.50% 2022	7,550	7,830
City of Atlanta, Water and Wastewater Rev. Bonds, Series 2001-A, National insured, 5.50% 2027	5,450	6,304
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2015, 5.00% 2026	1,000	1,120
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2015, 5.00% 2032	3,925	4,400
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2019, 4.00% 2033	1,000	1,163
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2019, 4.00% 2034	2,000	2,322
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2019, 4.00% 2035	1,750	2,030
City of Atlanta, Water and Wastewater Rev. Ref. Bonds, Series 2015, 5.00% 2040	17,280	19,324
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2024	280	305
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2025	215	241
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2026	450	518
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2027	155	183
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2028	190	228
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2029	165	201

American Funds Tax-Exempt Funds	117

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2034	$1,000	$1,249
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 5.00% 2035	1,000	1,249
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 4.00% 2036	1,000	1,160
County of Baldwin and City of Milledgeville, Dev. Auth., Rev. Bonds (Georgia College & State University Projects), Series 2021, 4.00% 2037	1,000	1,160
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2034	1,410	1,681
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2035	1,580	1,881
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2036	1,230	1,467
Counties of Bleckley and Dodge, Joint Dev. Auth., Rev. Ref. Bonds (USG Real Estate Foundation VII, LLC Project), Series 2018, 5.00% 2037	1,075	1,280
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 1995-5, 2.20% 2032	1,065	1,045
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 1995, 2.25% 2032 (put 2023)	4,000	4,068
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2012, 1.70% 2049 (put 2024)	4,500	4,581
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2013, 2.925% 2053 (put 2024)	23,350	24,291
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	9,515	9,588
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2017-C, 4.125% 2045	5,000	5,524
County of Cobb, Dev. Auth., Parking and Dining Hall Lease Rev. Ref. Bonds (Kennesaw State University Real Estate Foundations Projects), Series 2017, 5.00% 2030	500	591
County of Cobb, Dev. Auth., Parking and Dining Hall Lease Rev. Ref. Bonds (Kennesaw State University Real Estate Foundations Projects), Series 2017, 5.00% 2033	1,370	1,617
County of Cobb, Dev. Auth., Student Recreation and Activities Center Rev. Bonds (KSU SRAC Real Estate Foundation, LLC Project), Series 2013, 5.00% 2035	1,000	1,018
County of Cobb, Dev. Auth., Student Recreation and Activities Center Rev. Bonds (KSU SRAC Real Estate Foundation, LLC Project), Series 2013, 5.00% 2038	1,500	1,527
City of Dahlonega, Downtown Dev. Auth., Rev. Ref. Bonds (North Georgia Mac, LLC Project), Series 2017, 5.00% 2036	1,500	1,748
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 5.00% 2030	1,000	1,240
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 5.00% 2031	1,000	1,236
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 5.00% 2032	1,000	1,229
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2036	1,000	1,147
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2038	1,000	1,139
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2039	1,000	1,138
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2040	1,000	1,133
City of Dalton, Combined Utilities Rev. Bonds, Series 2020, 4.00% 2041	1,000	1,130
County of DeKalb, Water and Sewerage Rev. Bonds (Second Resolution), Series 2011-A, 5.25% 2030	2,500	2,511
County of DeKalb, Water and Sewerage Rev. Bonds (Second Resolution), Series 2011-A, 5.25% 2031	1,500	1,506
County of DeKalb, Water and Sewerage Rev. Bonds (Second Resolution), Series 2011-A, 5.25% 2036	2,500	2,531
County of Fulton, Dev. Auth., Rev. Bonds (Wellstar Health System, Inc. Project), Series 2020-A, 4.00% 2050	2,500	2,770
G.O. Bonds, Series 2017-A-2, 5.00% 2022	4,500	4,500
G.O. Bonds, Series 2021-A, 4.00% 2036	37,070	44,101
County of Griffin-Spalding, Hospital Auth., Rev. Anticipation Certs. (Wellstar Health System, Inc. Project), Series 2017-A, 3.75% 2047	1,335	1,431
County of Gwinnett, Dev. Auth., Certs. of Part. (Gwinnett County Public Schools Project), Series 2006, National insured, 5.25% 2024	2,500	2,703
County of Gwinnett, Dev. Auth., Certs. of Part. (Gwinnett County Public Schools Project), Series 2006, National insured, 5.25% 2025	2,500	2,797
County of Gwinnett, Dev. Auth., Rev. Ref. Bonds (Georgia Gwinnett College Student Housing Project), Series 2017-A, 5.00% 2031	1,000	1,173
County of Gwinnett, Dev. Auth., Rev. Ref. Bonds (Georgia Gwinnett College Student Housing Project), Series 2017-A, 5.00% 2034	1,500	1,758

118	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
County of Gwinnett, Dev. Auth., Rev. Ref. Bonds (Georgia Gwinnett College Student Housing Project), Series 2017-A, 5.00% 2036	$5,405	$6,330
Higher Education Facs. Auth., Rev. Ref. Bonds (USG Real Estate Foundation I, LLC Project), Series 2015, 5.00% 2030	2,250	2,491
Higher Education Facs. Auth., Rev. Ref. Bonds (USG Real Estate Foundation III, LLC Project), Series 2020, 5.00% 2028	1,800	2,161
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045	485	500
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2016-A-1, 3.50% 2046	875	907
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-A, 4.00% 2050	2,305	2,490
County of Houston, Hospital Auth., Rev. Bonds (Houston Hospital, Inc.), Series 2016-B, 5.00% 2031 (preref. 2024)[3]	1,220	1,313
Main Street Natural Gas, Inc., Gas Project Rev. Bonds, Series 2006-A, 5.00% 2022	2,205	2,217
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2043	1,140	1,320
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-B, (3-month USD-LIBOR x 0.67 + 0.75%) 0.818% 2048 (put 2023)[2]	6,000	6,016
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 0.898% 2048 (put 2023)[2]	2,000	2,009
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2023)	16,000	16,684
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-C, 4.00% 2048 (put 2023)	8,000	8,391
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)	35,885	38,498
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2049	3,250	4,529
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2021-C, 4.00% 2052 (put 2028)	4,305	4,805
Medical Center Hospital Auth., Rev. Anticipation Certs. (Piedmont Healthcare, Inc. Project), Series 2019-B, 5.00% 2054 (put 2029)	7,500	9,041
County of Monroe, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Company Plant Scherer Project), Series 2009-1, 1.00% 2049 (put 2026)	2,000	1,966
County of Monroe, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2039 (put 2025)	5,215	5,266
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2034	1,500	1,883
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2035	1,250	1,565
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2036	875	1,094
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2019-A, 5.00% 2034	8,250	9,789
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2040	720	808
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2051	2,345	2,571
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2056	8,750	10,311
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2019-A, 5.00% 2059	14,120	16,620
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.00% 2060	7,835	8,697
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.50% 2060	15,600	17,574
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2062	4,500	5,328
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2040	800	900
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2051	1,145	1,265
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2056	10,000	11,764
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2056	5,805	6,854
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2062	2,000	2,368
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2063	32,495	38,226
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 4.00% 2046	1,320	1,444
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2063	800	936
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2032	1,450	1,735
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2033	1,200	1,436
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2034	15,000	18,833
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2035	1,855	2,218
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2037	2,240	2,677
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2038	2,000	2,491
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2039	1,215	1,449
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2044	8,460	10,061

American Funds Tax-Exempt Funds	119

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2046	$6,710	$8,215
Municipal Electric Auth., Project One Bonds, Series 2019-A, 4.00% 2049	4,000	4,372
Municipal Electric Auth., Project One Bonds, Series 2021-A, 4.00% 2051	7,000	7,875
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2026 (preref. 2024)	4,500	4,880
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2029 (preref. 2024)	1,250	1,355
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2033 (preref. 2024)	1,000	1,084
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 4.00% 2041	1,475	1,676
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 4.00% 2044	3,500	3,952
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2044 (preref. 2024)	2,655	2,879
South Regional Joint Dev. Auth., Rev. Ref. Bonds (Valdosta State University Parking and Student Service Center Project), Series 2016-A, 5.00% 2038	2,500	2,834
City of Valdosta, Housing Auth., Multi Family Housing Rev. Bonds (Tishco Rural Rental Housing Portfolio Project), Series 2022, 1.25% 2025 (put 2024)	1,155	1,151
City of Villa Rica, Downtown Dev. Auth., Multi Family Housing Rev. Bonds (Arbours at Villa Rica Project), Series 2022, 1.25% 2025 (put 2024)	8,900	8,886
		639,614

Guam 0.10%
Business Privilege Tax Bonds, Series 2015-D, 5.00% 2039	5,110	5,651
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 5.00% 2028	665	776
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 5.00% 2029	1,000	1,185
Business Privilege Tax Rev. Ref. Bonds, Series 2015-D, 5.00% 2031	1,000	1,111
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2036	2,160	2,386
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	3,500	3,816
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2022	1,415	1,464
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2027	2,615	3,001
Port Auth., Port Rev. Bonds, Series 2018-A, 5.00% 2048	3,245	3,690
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	745	810
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2028	400	430
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2039	500	541
Power Auth., Rev. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2044	750	809
Power Auth., Rev. Ref. Bonds, Series 2017-A, 5.00% 2035	1,885	2,119
		27,789

Hawaii 0.49%
Airports System Rev. Bonds, Series 2018-D, 5.00% 2030	4,960	6,210
Airports System Rev. Bonds, Series 2020-C, 5.00% 2050	10,295	12,441
Airports System Rev. Ref. Bonds, Series 2020-D, 4.00% 2036	3,770	4,338
Dept. of Budget and Fin., Special Purpose Rev. Bonds (Pacific Health Obligated Group), Series 2013-A, 5.50% 2043	17,000	18,014
Dept. of Budget and Fin., Special Purpose Rev. Ref. Bonds (Hawaiian Electric Co., Inc.), Series 2019, 3.20% 2039	10,000	10,578
G.O. Bonds, Series 2018-FT, 5.00% 2031	7,510	8,972
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2037	600	697
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2038	875	1,012
Harbor System Rev. Bonds, Series 2020-C, 4.00% 2040	425	488
City and County of Honolulu, G.O. Rev. Ref. Bonds, Series 2022-A, 5.00% 2027	445	516
City and County of Honolulu, G.O. Rev. Ref. Bonds, Series 2022-A, 5.00% 2028	1,250	1,477
City and County of Honolulu, G.O. Rev. Ref. Bonds, Series 2022-A, 5.00% 2029	3,250	3,911
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2015-B, 5.00% 2026	1,000	1,124
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2029	1,000	1,155
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2030	2,725	3,135
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2032	1,000	1,148
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2033	1,650	1,893
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-A, 5.00% 2034	1,140	1,307
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2019-A, 4.00% 2035	2,250	2,605

120	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Hawaii (continued)
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2035	$4,935	$5,870
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-B, 5.00% 2035	3,750	4,295
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2019-A, 4.00% 2036	2,100	2,429
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2036	2,500	2,971
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-B, 5.00% 2036	2,500	2,860
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2037	4,270	5,073
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2016-B, 5.00% 2037	2,745	3,136
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2019-A, 4.00% 2038	2,750	3,173
City and County of Honolulu, Wastewater System Rev. Bonds (First Bond Resolution), Series 2018-A, 5.00% 2047	8,750	10,290
City and County of Honolulu, Wastewater System Rev. Ref. Bonds (First Bond Resolution), Series 2019-B, 4.00% 2035	3,500	4,054
City and County of Honolulu, Wastewater System Rev. Ref. Bonds (First Bond Resolution), Series 2019-B, 4.00% 2037	6,190	7,159
City and County of Honolulu, Wastewater System Rev. Ref. Bonds (First Bond Resolution), Series 2019-B, 4.00% 2038	7,000	8,082
		140,413

Idaho 0.19%
Health Facs. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2042	1,115	1,299
Health Facs. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047	6,250	7,245
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.375% 2034[1]	1,750	1,853
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.75% 2044[1]	5,750	5,968
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2017-A, 5.00% 2047	13,680	15,704
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2032	315	402
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 4.00% 2034	400	465
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 4.00% 2041	850	972
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 4.00% 2046	6,300	7,120
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 4.00% 2051	4,500	5,063
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2021-A, 4.00% 2038	2,250	2,609
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2021-A, 4.00% 2039	2,000	2,307
Housing and Fin. Assn., Single Family Mortgage Bonds, Series 2019-A, 4.00% 2050	3,730	4,009
		55,016

Illinois 10.68%
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2013, 5.00% 2023	2,050	2,159
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2002, FGIC-National insured, 6.00% 2023	1,000	1,067
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2013, 5.00% 2026	11,040	11,573
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2018-A, BAM insured, 5.00% 2029	3,600	4,284
Build Illinois Bonds, Sales Tax Rev. Bonds, Series 2018-B, 5.00% 2033	3,500	4,054
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2024	3,070	3,259
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2025	2,135	2,378
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2026	1,010	1,150
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-C, 4.00% 2027	13,430	14,717
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2027	1,275	1,451
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2029	7,000	7,883
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2032	4,775	5,628
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2035	2,060	2,413
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2036	1,510	1,767
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2038	945	1,102
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2039	4,000	4,660
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2015-C, 5.25% 2039	3,000	3,231
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2011-A, 5.50% 2039	15,390	15,419
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2040	1,000	1,161
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2041	925	1,073
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-D, 5.00% 2046	10,000	11,253
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2016-B, 6.50% 2046	1,350	1,604
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2017-A, 7.00% 2046[1]	28,810	35,747
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2021-B, 5.00% 2022	800	828

American Funds Tax-Exempt Funds	121

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2023	$6,000	$6,404
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2023	1,000	1,067
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2024	500	550
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2005-A, AMBAC insured, 5.50% 2024	3,000	3,312
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, 5.00% 2025	3,445	3,854
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2025	1,625	1,836
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2025	1,000	1,119
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2026	2,905	3,308
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2026	2,570	2,927
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2027	3,500	4,043
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2027	1,500	1,733
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2028	9,000	10,840
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2029	7,000	8,395
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2030	4,000	4,565
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2034	11,840	13,387
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-G, 5.00% 2034	10,000	11,307
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2012-B, 4.00% 2035	7,500	7,608
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2022-B, 4.00% 2035	2,240	2,431
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	4,660	5,343
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2022-B, 4.00% 2041	34,800	37,192
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2022-A, 4.00% 2042	3,375	3,599
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-B, 7.00% 2042[1]	13,115	16,362
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-G, 5.00% 2044	1,000	1,117
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-H, 5.00% 2046	27,590	30,690
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2022-A, 4.00% 2047	15,215	16,050
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 2019-A, 0% 2025	1,750	1,623
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 1998-B-1, FGIC insured, 0% 2028	5,695	4,883
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2014-B, 5.00% 2028	2,000	2,135
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	3,500	3,979
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2037	4,215	4,793
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2041	12,000	13,616
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2046	5,445	6,169
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	1,010	1,080
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-B, 5.00% 2034	5,000	5,319
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2013-B, 5.25% 2034	3,000	3,108
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-B, 5.00% 2035	7,230	7,691

122	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, G.O. Bonds, Series 2003-B, 5.00% 2024	$2,060	$2,199
City of Chicago, G.O. Bonds, Series 2021-A, 5.00% 2033	15,000	17,900
City of Chicago, G.O. Bonds, Series 2021-A, 5.00% 2034	5,645	6,727
City of Chicago, G.O. Bonds, Series 2021-A, 4.00% 2036	3,075	3,363
City of Chicago, G.O. Bonds, Series 2021-B, 4.00% 2038[1]	17,112	18,684
City of Chicago, G.O. Bonds, Series 2021-B, 4.00% 2038[1]	4,728	5,162
City of Chicago, G.O. Bonds (City Colleges of Chicago Capital Improvement Project), Capital Appreciation Bonds, Series 1999, National insured, 0% 2031	7,000	5,608
City of Chicago, G.O. Bonds (Neighborhoods Alive 21 Program), Series 2002-B, 5.00% 2024	1,285	1,372
City of Chicago, G.O. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2027	3,000	2,616
City of Chicago, G.O. Project and Rev. Ref. Bonds, Series 2014-A, 5.00% 2023 (escrowed to maturity)	830	862
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2031	210	157
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2025	4,250	4,657
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2025	3,000	3,287
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	5,000	5,590
City of Chicago, Housing Auth. Bonds, Series 2018-A, 5.00% 2032	2,000	2,302
City of Chicago, Housing Auth. Bonds, Series 2018-A, 5.00% 2036	1,250	1,435
City of Chicago, Housing Auth. Bonds, Series 2018-A, 5.00% 2038	6,150	7,046
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.25% 2024	1,000	1,037
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.50% 2027	2,000	2,079
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.75% 2038	4,000	4,164
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2017-D, 5.25% 2032	1,000	1,175
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2013-D, 5.00% 2039	10,000	10,338
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2017-D, 5.00% 2052	5,000	5,774
City of Chicago, O’Hare International Airport, General Airport Rev. Bonds, Series 2018-B, 5.00% 2053	33,025	38,876
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2023	1,500	1,557
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2031	5,260	5,762
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-B, 5.00% 2032	3,000	3,282
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2032	500	569
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2033	1,250	1,422
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2034	1,000	1,138
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2016-C, 5.00% 2035	1,750	1,991
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-D, 5.00% 2046	1,500	1,636
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2023	2,000	2,084
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2025	1,000	1,107
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2026	4,175	4,742
City of Chicago, Public Building Commission, Building Rev. Ref. Bonds (Chicago Transit Auth.), Series 2006, AMBAC insured, 5.25% 2027	1,000	1,164
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2011-A, 5.00% 2041	5,560	5,569
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2012-A, 5.00% 2042	7,890	8,080
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2016-A, 7.00% 2044	24,995	29,288
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2022	4,975	4,932
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2022	2,525	2,503
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2023	2,710	2,638
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2029	5,305	4,412
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2031	5,745	4,479
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2031	4,000	3,118
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 2028	2,500	3,003
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2046	13,000	14,929

American Funds Tax-Exempt Funds	123

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.25% 2049	$20,925	$23,052
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2051	30,750	34,945
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2051	11,500	13,126
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2020-A, 4.00% 2055	2,000	2,197
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2037	400	402
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, 5.00% 2042	7,775	7,802
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2023	1,975	2,052
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2014, 5.00% 2023	200	208
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2024	2,580	2,769
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2025	4,500	4,989
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2026	2,460	2,725
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2027	1,000	1,106
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2030	1,000	1,104
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2001, Assured Guaranty Municipal insured, 5.50% 2030	790	942
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2031	5,000	5,783
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2031	2,500	2,759
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2032	7,600	8,782
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2032	3,000	3,309
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2033	2,000	2,204
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2034	9,000	10,386
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2035	1,250	1,375
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-B, 5.00% 2038	3,915	4,496
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2039	1,000	1,096
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2017-A, 5.00% 2047	21,165	24,061
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2025	210	201
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2026	20	19
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2027	1,760	1,613
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2028	4,245	3,789
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2022	530	547
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	2,150	2,299
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2024	1,200	1,238
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2024	1,000	1,100
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2025	8,275	9,355
City of Chicago, Water Rev. Bonds, Series 2016-A-1, 5.00% 2025	1,000	1,134
City of Chicago, Water Rev. Bonds, Series 2016-A-1, Assured Guaranty Municipal insured, 5.00% 2025	620	704
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2026	2,125	2,462
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2026	965	994
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2028	2,275	2,628
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2029	5,000	5,748
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2030	4,750	5,174
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2030	3,785	4,337
City of Chicago, Water Rev. Bonds, Series 2016-A-1, 5.00% 2030	3,100	3,593
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2031	5,135	5,594
City of Chicago, Water Rev. Bonds, Series 2012, 5.00% 2032	1,000	1,029
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, 5.00% 2022	1,200	1,239
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, 5.00% 2023	650	695
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2027	10,000	11,862
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2028	4,000	4,774
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2029	1,110	1,211
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2031	2,000	2,368
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2035	2,295	2,713
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2036	3,500	4,133
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2036	1,200	1,410
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2037	2,895	3,418

124	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2039	$7,500	$8,162
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 5.00% 2042	21,875	22,502
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2044	3,000	3,270
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2022	1,010	1,025
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2022	6,505	6,615
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2023	1,950	2,058
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2017-A, 5.00% 2025	13,500	15,203
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.25% 2025	8,600	9,762
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2026	4,300	5,072
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2000-A, MBIA insured, 6.50% 2026	15,705	18,237
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.50% 2027	11,700	14,145
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.75% 2029	15,000	18,654
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2001-A, National insured, 6.00% 2031	8,785	11,251
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2003-B, FGIC-National insured, 5.75% 2033	9,630	12,419
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2003-A, FGIC-National insured, 6.00% 2033	17,820	23,887
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.75% 2034	19,960	26,545
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 2003-A, 5.50% 2022	2,000	2,042
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 5.75% 2023	2,000	2,068
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 6.00% 2025	5,650	6,265
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	10,000	11,559
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2027	5,000	5,886
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2013, 5.25% 2043	5,150	5,394
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2017, BAM insured, 5.00% 2047	9,635	10,920
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2022	7,000	7,237
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	6,830	7,972
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	1,350	1,566
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2031	4,750	5,468
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2031	1,500	1,849
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2032	1,600	1,969
County of Cook, G.O. Rev. Ref. Bonds, Series 2021-A, 5.00% 2033	2,000	2,458
County of Cook, G.O. Rev. Ref. Bonds, Series 2018, 5.00% 2034	1,000	1,147
County of Cook, Sales Tax Rev. Bonds, Series 2018, 5.00% 2032	7,645	9,085
County of Cook, Sales Tax Rev. Bonds, Series 2018, 5.00% 2033	5,000	5,933
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2032	580	704
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2037	780	941
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2038	760	915
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2044	3,250	3,873
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2049	6,455	7,645

American Funds Tax-Exempt Funds	125

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2051	$1,000	$1,183
Fin. Auth., Charter School Rev. Ref. and Improvement Rev. Bonds (Chicago International Charter School Project), Series 2017, 5.00% 2037	1,000	1,137
Fin. Auth., Health Facs. Rev. Bonds (UnityPoint Health), Series 2016-D, 4.00% 2046	2,000	2,134
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2015-B, 5.00% 2027 (preref. 2025)	765	854
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2015-B, 5.00% 2027	225	250
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2008-A-3, 5.00% 2030	3,325	3,876
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2030	2,500	2,843
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2012-A, 5.00% 2034 (preref. 2022)	1,990	1,998
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2012-A, 5.00% 2034 (preref. 2022)	30	30
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 4.00% 2038	3,850	4,158
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 4.00% 2025	2,915	3,187
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 4.00% 2026	5,300	5,847
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2026	4,875	5,559
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2027	5,000	5,719
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2028	6,410	7,318
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2029	8,315	9,476
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2029	4,000	4,670
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2029	2,700	3,077
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2029	2,000	2,335
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2030	7,420	8,658
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2030	6,200	7,058
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2030	3,500	4,077
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2031	6,080	7,079
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2016, 5.00% 2031	3,580	4,072
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2032	5,005	5,820
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2033	5,000	5,804
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2034	5,000	5,796
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2035	8,180	9,469
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2036	700	809
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2030	1,000	1,153
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2032	1,000	1,153
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2033	1,150	1,325
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2034	1,310	1,509
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2036	1,000	1,151
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2041	1,000	1,153
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2027	925	1,082
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2028	1,480	1,720
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2029	3,000	3,471
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2030	5,100	5,873
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2031	3,000	3,442
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2032	2,500	2,864
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2033	9,000	10,295
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2034	3,000	3,429
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2035	6,710	7,659
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2036	7,000	7,983
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2037	1,000	1,140
Fin. Auth., Rev. Bonds (Franciscan Communities, Inc.), Series 2013-A, 5.125% 2043	1,025	1,054
Fin. Auth., Rev. Bonds (Friendship Village Schaumburg), Series 2017, 5.125% 2045	2,225	1,636
Fin. Auth., Rev. Bonds (Ingalls Health System), Series 2013, 5.00% 2043 (preref. 2022)	2,030	2,056
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2030	1,180	1,288
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-A, 5.00% 2035	1,350	1,462
Fin. Auth., Rev. Bonds (Lutheran Life Communities Obligated Group), Series 2019-A, 4.00% 2022	390	396
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2026	3,000	3,442
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2027	2,990	3,428
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2033	3,835	4,378
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 4.00% 2035	2,000	2,188
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 4.00% 2036	2,420	2,645
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2040	5,000	5,677
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2046	29,620	33,482
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 5.00% 2029	2,200	2,708
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 4.00% 2036	3,000	3,458

126	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 4.00% 2037	$3,000	$3,456
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 4.00% 2038	4,000	4,599
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 4.00% 2039	6,000	6,889
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 4.00% 2040	3,000	3,439
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 4.00% 2041	3,130	3,582
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2026	3,080	3,566
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2032	3,290	3,754
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2033	1,425	1,625
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2034	3,240	3,694
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2035	3,335	3,803
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 4.00% 2037	11,520	12,576
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 4.00% 2038	6,140	6,703
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-A, 5.00% 2030	1,000	1,193
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-A, 5.00% 2042	7,000	8,291
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-A, 4.00% 2047	3,000	3,352
Fin. Auth., Rev. Bonds (Northwestern Memorial Healthcare), Series 2017-B, 5.00% 2057 (put 2022)	8,600	8,920
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2016, 5.00% 2028	2,450	2,782
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2016, 3.25% 2039	4,000	4,180
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2025	2,345	2,607
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2027	4,015	4,612
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2028	3,250	3,720
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2030	1,400	1,594
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2031	1,125	1,277
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 0.76% 2042 (put 2026)[2]	400	401
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-A, 4.00% 2050	2,290	2,501
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2027	1,875	2,195
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2028	5,000	5,862
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2029	2,000	2,342
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2030	7,615	8,904
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2031	3,000	3,503
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2033	2,500	2,914
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2034	1,895	2,207
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2036	6,145	7,143
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041	17,970	19,640
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	730	817
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	5	6
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2041	2,000	2,317
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 5.00% 2023	100	105
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 6.00% 2043	2,700	2,885
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2030	5,000	5,531
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-B, 5.00% 2034	2,595	2,864
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2034	2,500	2,759
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2038	10,475	11,531
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2032 (preref. 2026)	4,000	4,624
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2034	3,870	4,900
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2016-A, 5.00% 2045	26,575	29,904
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 4.00% 2048	5,840	6,611
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-B, 5.00% 2053 (put 2031)	3,395	4,269
Fin. Auth., Rev. Bonds (University of Chicago Medical Center), Series 2016-A, 5.00% 2026	1,610	1,861
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2019, 5.00% 2036	7,000	8,635
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 5.00% 2036	2,000	2,517
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2037	12,000	14,036
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2038	2,500	2,918
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2039	2,500	2,914
Fin. Auth., Rev. Green Bonds (Clean Water Initiative Revolving Fund), Series 2020, 4.00% 2040	6,500	7,563
Fin. Auth., Rev. Ref. Bonds (Advocate Health Care Network), Series 2014, 5.00% 2033 (preref. 2024)	8,500	9,295
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2034	1,000	1,179
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2035	5,400	6,299
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 4.00% 2037	2,500	2,752
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 5.00% 2024	700	753
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 5.00% 2026	585	655
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2027	1,095	1,245

American Funds Tax-Exempt Funds	127

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2038	$1,000	$1,133
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2013, 5.00% 2024	600	636
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2016-A, 5.00% 2030	1,000	1,153
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2016-A, 5.00% 2035	1,000	1,151
Fin. Auth., Rev. Ref. Bonds (DePaul University), Series 2016-A, 4.00% 2040	7,500	8,260
Fin. Auth., Rev. Ref. Bonds (Edward-Elmhurst Healthcare), Series 2018-A, 5.00% 2044	1,500	1,744
Fin. Auth., Rev. Ref. Bonds (Field Museum of Natural History), Series 2019, 0.569% 2034 (put 2022)[2]	31,050	31,051
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2025	1,500	1,528
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2026	1,535	1,563
Fin. Auth., Rev. Ref. Bonds (Loyola University of Chicago), Series 2012-B, 5.00% 2042	9,385	9,545
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 5.00% 2034	3,000	3,826
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 4.00% 2036	4,290	4,937
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 4.00% 2037	3,300	3,789
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 4.00% 2038	3,605	4,124
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 4.00% 2039	4,505	5,146
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 3.00% 2040	3,915	4,066
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2012-A, 5.00% 2022	1,290	1,307
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2031	3,500	3,933
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2032	3,500	3,931
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2034	2,600	2,918
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2045	26,890	30,051
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2035	6,745	7,513
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 4.125% 2037	1,000	1,066
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2044	10,885	12,089
Fin. Auth., Rev. Ref. Bonds (Southern Illinois Healthcare Enterprises, Inc.), Series 2017-C, 5.00% 2026	650	742
Fin. Auth., Rev. Ref. Bonds (Southern Illinois Healthcare Enterprises, Inc.), Series 2017-C, 5.00% 2032	1,600	1,828
Fin. Auth., Student Housing and Academic Fac. Rev. Bonds (CHF-Chicago, LLC - University of Illinois at Chicago Project), Series 2017-A, 5.00% 2047	1,200	1,335
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2035	2,235	2,082
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2047	1,265	1,095
G.O. Bonds, Series 2014, 5.00% 2022	9,000	9,097
G.O. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2022	1,055	1,063
G.O. Bonds, Series 2017-D, 5.00% 2022	150	155
G.O. Bonds, Series 2017-A, 5.00% 2023	5,875	6,278
G.O. Bonds, Series 2017-D, 5.00% 2023	3,320	3,539
G.O. Bonds, Series 2014, 5.00% 2023	1,485	1,558
G.O. Bonds, Series 2019-A, 5.00% 2023	1,000	1,066
G.O. Bonds, Series 2012, 5.00% 2024	5,000	5,018
G.O. Bonds, Series 2019-A, 5.00% 2024	4,500	4,939
G.O. Bonds, Series 2013, 5.50% 2024	2,530	2,692
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	20,355	23,242
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2028	14,470	16,695
G.O. Bonds, Series 2021-B, 4.00% 2029[1]	5,062	5,609
G.O. Bonds, Series 2017-C, 5.00% 2029	18,940	21,767
G.O. Bonds, Series 2021-B, 4.00% 2030[1]	8,367	9,287
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	7,700	8,649
G.O. Bonds, Series 2020-B, 4.00% 2032	1,800	1,985
G.O. Bonds, Series 2021-B, 4.00% 2033[1]	2,913	3,221
G.O. Bonds, Series 2016, 5.00% 2033	7,200	8,173
G.O. Bonds, Series 2012, 5.00% 2035	1,000	1,003
G.O. Bonds, Series 2017-A, 5.00% 2036	11,500	13,134
G.O. Bonds, Series 2016, 5.00% 2037	7,500	8,492
G.O. Bonds, Series 2016, 5.00% 2038	6,500	7,354
G.O. Bonds, Series 2014, 5.00% 2039	6,275	6,673
G.O. Bonds, Series 2014, 5.00% 2039	5,100	5,457
G.O. Bonds, Series 2021-B, 3.00% 2041	3,000	2,947
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2041	1,000	1,112
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022	3,865	3,865
G.O. Rev. Ref. Bonds, Series 2012, 4.00% 2025	1,360	1,380
G.O. Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2025	5,795	5,911
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	3,500	3,991

128	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2027	$8,250	$9,458
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	3,000	3,469
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	3,000	3,415
Health Facs. Auth., Rev. Bonds (Evangelical Hospitals Corp.), Series 1992-C, 6.25% 2022 (escrowed to maturity)	900	911
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-C, 3.50% 2046	4,055	4,248
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2018-A-1, 4.00% 2048	16,970	18,187
Housing Dev. Auth., Housing Rev. Bonds, Series 2013-A, 2.45% 2043	724	724
Housing Dev. Auth., Housing Rev. Green Bonds, Series 2021-B, 3.00% 2051	13,355	14,009
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.06% 2050 (put 2025)[2]	27,800	28,458
Housing Dev. Auth., Rev. Bonds, Series 2016-A, 4.00% 2046	2,465	2,583
Housing Dev. Auth., Rev. Bonds, Series 2017-B, 4.00% 2048	4,245	4,502
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049	5,630	6,056
Housing Dev. Auth., Rev. Bonds, Series 2020-A, 3.00% 2050	12,725	13,334
Housing Dev. Auth., Rev. Bonds, Series 2020-A, 3.75% 2050	13,770	14,751
Housing Dev. Auth., Rev. Bonds, Series 2019-D, 3.75% 2050	13,160	14,072
Housing Dev. Auth., Rev. Bonds, Series 2021-D, 3.00% 2051	19,880	20,886
Housing Dev. Auth., Rev. Bonds, Series 2021-A, 3.00% 2051	2,540	2,659
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2024	2,360	2,543
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2026	2,000	2,275
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2028	735	874
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2029	1,840	2,203
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2030	1,390	1,658
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2030	930	1,110
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2032	1,000	1,189
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2034	1,000	1,186
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2036	250	295
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	425	501
Village of Manhattan, Special Service Area No. 2007-5 (Lakeside Towns at Liberty Center Project), Special Tax Bonds, Series 2007, 6.125% 2040[4]	2,300	575
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030	21,475	17,456
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030 (escrowed to maturity)	1,210	1,027
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2025	6,650	6,147
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, Assured Guaranty Municipal insured, 0% 2029	10,000	8,314
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2031	2,810	2,216
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2033	3,625	2,677
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2034	15,000	10,744
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2034	3,000	2,114
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2035	8,435	5,750
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, Assured Guaranty Municipal insured, 4.25% 2042	1,920	1,946
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, BAM insured, 4.25% 2042	1,010	1,024

American Funds Tax-Exempt Funds	129

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2020-B, 5.00% 2042	$4,125	$4,781
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-A, 5.00% 2042	4,360	4,431
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-A, BAM insured, 5.00% 2042	2,415	2,454
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, Assured Guaranty Municipal insured, 5.00% 2042	810	823
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2015-B, 5.00% 2045	1,000	1,094
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-B, BAM insured, 5.00% 2052	445	452
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2023	1,170	1,189
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2025	560	581
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	1,925	1,956
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2035	7,015	7,766
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2040	6,870	7,561
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2042	3,500	3,789
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 4.25% 2042	2,520	2,554
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	1,400	1,600
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2047	2,000	2,142
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	9,630	10,236
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2050	4,000	4,288
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 5.00% 2050	5,000	5,684
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2052	3,050	3,255
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2052	5,505	5,595
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-A, 5.00% 2057	5,000	5,603
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1996-A, National insured, 0% 2025	2,825	2,646
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2026	6,035	5,529
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2035	1,520	1,016
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2036	1,350	886
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2036	1,250	806
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2038	4,080	2,477
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2038	2,500	1,492
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2044	37,000	18,716
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, 0% 2054	29,665	9,358
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, BAM insured, 0% 2054	22,000	7,600

130	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, Assured Guaranty Municipal insured, 0% 2056	$30,000	$9,681
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, Assured Guaranty Municipal insured, 0% 2056	6,500	2,098
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, 0% 2056	6,000	1,752
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	3,000	3,377
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	7,500	8,422
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	10,450	11,732
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2022	200	201
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2023	240	251
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2024	500	539
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2025	400	443
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2026	650	737
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2028	625	739
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2029	410	493
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2030	450	550
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2031	500	609
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2032	1,225	1,490
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2033	1,270	1,544
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 5.00% 2034	1,560	1,895
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2035	1,000	1,142
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2037	1,140	1,299
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2039	495	562
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2041	460	521
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2026	5,000	5,712
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2017-A, 5.00% 2029	1,045	1,227
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2032	1,520	1,777
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2033	17,230	20,130
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2034	8,370	9,775
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2035	2,675	3,121
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2036	10,105	11,780
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2036	1,295	1,564
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2037	1,280	1,567
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 4.00% 2039	4,630	5,184
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2018-A, 5.00% 2040	17,750	20,599
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2030	1,750	2,054
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2023	1,520	1,559
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2024	1,905	1,953
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2025	2,005	2,054
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2032	5,000	5,107
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2025	150	139

American Funds Tax-Exempt Funds	131

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2022	$1,545	$1,557
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2025	2,525	2,803
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Hospital Sisters Services, Inc. Obligated Group), Series 2017-A, 5.00% 2027	4,655	5,448
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Hospital Sisters Services, Inc. Obligated Group), Series 2017-A, 5.00% 2028	4,820	5,758
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.25% 2036 (preref. 2023)	385	426
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.125% 2043 (preref. 2023)	1,005	1,111
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.625% 2048 (preref. 2023)	17,340	19,312
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.00% 2027	1,025	1,101
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2028	4,500	5,374
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2029	5,880	7,152
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, 5.00% 2030	1,000	1,164
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2030	4,755	5,099
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2032	3,000	3,208
City of Springfield, Electric Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2031	2,220	2,457
City of Springfield, Electric Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2032	3,000	3,319
City of Springfield, Electric Rev. Ref. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2040	6,000	6,610
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2027	2,570	2,672
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2028	1,000	1,039
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2029	5,860	6,090
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2030	7,100	7,377
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2031	1,500	1,868
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2033	5,000	5,731
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2033	2,200	2,284
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2034	1,000	1,125
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2035	3,055	3,484
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2036	2,000	2,281
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2036	2,000	2,248
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2037	1,900	2,166
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2037	1,500	1,686
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2013-A, 5.00% 2038	40,430	41,953
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2017-A, 5.00% 2038	4,000	4,733
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-B, 5.00% 2038	2,500	2,679
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 4.00% 2039	5,745	6,535
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2014-B, 5.00% 2039	3,000	3,213
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-A, 5.00% 2040	7,500	8,334
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2040	6,500	7,301
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2020-A, 5.00% 2040	1,000	1,237
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2016-B, 5.00% 2041	23,730	26,972
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2021-A, 5.00% 2041	15,000	18,786
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2021-A, 4.00% 2042	6,600	7,535
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2017-A, 5.00% 2042	21,080	24,788
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 4.00% 2044	2,000	2,258
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 5.00% 2044	5,500	6,691
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2020-A, 5.00% 2045	32,215	39,372
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2030	2,255	2,759
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2014-A, 5.00% 2044	16,500	17,689
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2005-A, National insured, 5.50% 2023	1,800	1,899
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2001-A, 5.50% 2024	310	338
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	10,000	10,482
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	1,960	2,244
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,185	1,316
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	3,000	3,147

132	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	$3,120	$3,446
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2032	2,930	3,183
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2033	4,535	4,922
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2034	5,000	5,421
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2036	8,000	8,676
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2023	1,000	989
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2024	2,195	2,133
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2014-C, 5.00% 2024	1,925	2,085
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2008-A, Assured Guaranty Municipal insured, 5.00% 2025	2,315	2,337
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.25% 2022	798	799
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.50% 2023	898	912
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.75% 2024	948	972
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.875% 2025	503	521
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2026	863	903
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2024 (escrowed to maturity)	31,295	30,147
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2024 (escrowed to maturity)	13,100	12,682
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2024 (escrowed to maturity)	540	522
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2025	8,820	8,324
County of Will, Community Unit School Dist. No. 365-U (Valley View), G.O. School Bonds, Capital Appreciation Bonds, Series 2005, National insured, 0% 2025 (escrowed to maturity)	295	281
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 2.75% 2024	1,163	1,193
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.00% 2025	727	755
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.125% 2026	1,293	1,358
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.25% 2027	1,362	1,439
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2036	997	1,049
		3,062,868

Indiana 1.18%
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2017-C, 4.00% 2037	5,000	5,516
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2016-B, 5.00% 2041	14,800	16,605
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2016-A, 5.00% 2051	19,600	21,915
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022	1,500	1,555
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-B, 2.25% 2058 (put 2025)	7,575	7,813
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)	6,500	6,840
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 5.00% 2034	725	862
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 5.00% 2035	1,335	1,581
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2036	1,365	1,515
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2038	2,045	2,265
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2039	1,820	2,013
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2043	8,005	8,770
Fin. Auth., Hospital Rev. Bonds (Marion General Hospital), Series 2020-A, 4.00% 2045	10,000	11,166
Fin. Auth., Hospital Rev. Bonds (Marion General Hospital), Series 2020-A, 4.00% 2050	15,000	16,655
Fin. Auth., Hospital Rev. Bonds (Parkview Health System), Series 2018-A, 4.00% 2048	9,000	9,975
Fin. Auth., Hospital Rev. Ref. Bonds (Indiana University Health Obligated Group), Series 2014-A, 5.00% 2029	1,000	1,106

American Funds Tax-Exempt Funds	133

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
Fin. Auth., Hospital Rev. Ref. Bonds (Indiana University Health Obligated Group), Series 2015-A, 5.00% 2040	$5,000	$5,577
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2025	1,525	1,651
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2029	1,000	1,081
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2031	1,700	1,837
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2029	1,405	1,420
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2029 (preref. 2022)	45	46
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-B, 3.00% 2030	1,810	1,816
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2032	11,750	11,861
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2039	26,830	27,069
Fin. Auth., Pollution Control Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2010-B, 2.50% 2030	1,790	1,728
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2023	250	267
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2027	1,050	1,206
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2028	1,100	1,258
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2043	420	471
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2016-A, 5.25% 2046	2,770	3,126
Fin. Auth., Rev. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2012, 5.00% 2030 (preref. 2022)	2,000	2,008
Fin. Auth., Rev. Bonds (Deaconess Health System Obligated Group), Series 2016-A, 5.00% 2044 (preref. 2026)	2,655	3,085
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 7.00% 2043	1,000	1,102
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2036	3,000	3,323
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2035	2,500	3,197
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-1, 5.00% 2037	10,080	12,847
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 3.00% 2039	2,000	2,132
Fin. Auth., Wastewater Utility Rev. Ref. Green Bonds (CWA Auth. Project), Series 2021-A, 4.00% 2046	1,000	1,141
Health Facs. Fncg. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2001-A-1, 5.00% 2035	2,780	3,126
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-B-1, 1.95% 2035	2,665	2,535
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-B, 3.50% 2049	3,495	3,696
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049	1,815	1,938
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	2,075	2,173
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2051	4,590	4,801
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2022-A, 3.00% 2052	7,000	7,424
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-C-1, 3.00% 2052	1,330	1,398
Trustees of Indiana University, Consolidated Rev. Ref. Bonds, Series 2012-A, 5.00% 2037 (preref. 2022)	1,500	1,523
Trustees of Indiana University, Student Fee Bonds, Series 2016-X, 3.00% 2029	1,000	1,055
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2034	1,170	1,439
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2035	1,230	1,510
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2036	1,295	1,588
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2037	1,355	1,660
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-1, 5.00% 2044	5,100	6,157
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-1, 4.00% 2050	31,485	34,844
City of Indianapolis, Local Public Improvement Bond Bank Rev. Bonds, Capital Appreciation Bonds, Series 1999-E, AMBAC insured, 0% 2025	2,540	2,438
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2034	1,415	1,523
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2036	1,080	1,162
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Waterworks Project), Series 2007-B, National insured, 5.25% 2023	6,055	6,434
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.25% 2030 (preref. 2023)	1,500	1,593
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.25% 2032 (preref. 2023)	2,100	2,230
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2016-C, 5.00% 2036	4,550	5,228
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2016-C, 5.00% 2037	5,970	6,857
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.25% 2038	2,000	2,124
Municipal Power Agcy., Power Supply System Rev. Bonds, Series 2013-A, 5.00% 2042	2,750	2,910
Trustees of Purdue University, Certs. of Part., Series 2006, 5.25% 2025	1,980	2,249
Trustees of Purdue University, Student Fee Bonds, Series 2015-BB-1, 5.00% 2032	470	511

134	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
Trustees of Purdue University, Student Fee Bonds, Series 2015-BB-1, 5.00% 2033	$1,530	$1,662
Trustees of Purdue University, Student Fee Bonds, Series 2015-BB-1, 5.00% 2034	530	575
Trustees of Purdue University, Student Fee Rev. Ref. Bonds, Series 2012-AA, 5.00% 2030	1,500	1,526
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2002-A, 2.75% 2025	3,200	3,327
City of Rockport, Pollution Control Rev. Ref. Bonds (Indiana Michigan Power Co. Project), Series 2009-B, 3.05% 2025	12,635	13,257
		337,874

Iowa 0.22%
Fin. Auth., Health Facs. Rev. Bonds (UnityPoint Health), Series 2014-C, 4.00% 2033	8,650	9,081
Fin. Auth., Midwestern Disaster Area Rev. Bonds (Iowa Fertilizer Co. Project), Series 2013-B, 5.25% 2050 (put 2037)	1,000	1,077
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2028	345	373
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2013-1, 2.15% 2043	358	358
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2016-A, 4.00% 2046	1,330	1,386
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2021-A, 3.00% 2047	960	1,005
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2017-C, 3.50% 2047	3,235	3,379
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2018-A, 4.00% 2047	2,240	2,378
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.00% 2047	1,380	1,499
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049	2,015	2,151
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	4,420	4,722
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2021-B, 3.00% 2051	8,300	8,702
Fin. Auth., State Revolving Fund Rev. Green Bonds, Series 2021-A, 5.00% 2034	2,000	2,577
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)	12,000	13,636
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 4.00% 2035	2,000	2,317
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 4.00% 2037	1,900	2,188
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 4.00% 2039	2,145	2,457
Board of Regents of the University of Iowa, Hospital Rev. Bonds (University of Iowa Hospitals and Clinics), Series 2022-B, 3.00% 2056	5,000	4,883
		64,169

Kansas 0.37%
Dev. Fin. Auth., Hospital Rev. Ref. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2012-A, 5.00% 2032	1,500	1,519
Dev. Fin. Auth., Hospital Rev. Ref. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2012-A, 5.00% 2034	1,000	1,013
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-2, (1-month USD-LIBOR x 0.70 + 0.35%) 0.421% 2022[2]	24,065	24,098
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-3, (1-month USD-LIBOR x 0.70 + 0.40%) 0.471% 2023[2]	5,675	5,682
Dept. of Transportation, Highway Rev. Bonds, Series 2004-C-4, (1-month USD-LIBOR x 0.70 + 0.50%) 0.571% 2024[2]	28,000	28,114
University of Kansas Hospital Auth., Health Facs. and Improvement Rev. Bonds (University of Kansas Health System), Series 2019-B, 5.00% 2031	5,395	6,733
University of Kansas Hospital Auth., Health Facs. Rev. Bonds (University of Kansas Health System), Series 2017-A, 5.00% 2047	23,520	27,082
University of Kansas Hospital Auth., Health Facs. Rev. Bonds (University of Kansas Health System), Series 2017-A, 5.00% 2047 (preref. 2027)	8,470	9,946
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 4.00% 2028	455	456
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 5.00% 2034	625	633
		105,276

American Funds Tax-Exempt Funds	135

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kentucky 0.90%
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2035	$465	$516
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	1,000	874
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2036	3,320	3,857
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2041	3,450	3,985
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2046	2,750	3,175
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 4.00% 2041	1,000	1,122
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2045	11,700	13,838
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2047	6,250	6,455
Housing Corp., Housing Rev. Bonds, Series 2013-D, 3.50% 2033	245	250
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)	1,105	1,088
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)	15,870	15,708
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)	7,250	7,171
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2029	4,085	4,709
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2032	6,550	7,525
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2033	1,000	1,147
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 4.00% 2034	5,000	5,486
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 4.00% 2035	21,770	23,874
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 4.00% 2036	21,000	22,991
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 5.00% 2037	5,000	6,069
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 5.00% 2038	2,300	2,787
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 4.00% 2039	1,500	1,678
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-A, 4.00% 2040	2,785	3,110
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2020-D, 5.00% 2047 (put 2029)	5,505	6,771
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2019, 5.00% 2022	150	154
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	2,000	2,325
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	1,500	1,741
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2032	2,610	3,023
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2033	2,185	2,532
Property and Buildings Commission, Commonwealth Rev. Bonds (Project No. 112), Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2023	1,000	1,070
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022	975	1,000
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	2,500	2,634
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, (1-month USD-LIBOR x 0.67 + 1.12%) 1.188% 2049 (put 2025)[2]	3,340	3,360
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)	26,480	28,507
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)	17,000	18,082

136	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kentucky (continued)
Public Energy Auth., Gas Supply Rev. Bonds, Series 2020-A, 4.00% 2050 (put 2026)	$16,500	$17,980
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-C-1, 4.00% 2050 (put 2028)	1,200	1,338
Public Transportation Infrastructure Auth., Toll Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2049[1]	4,765	5,397
Public Transportation Infrastructure Auth., Toll Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2053[1]	17,355	19,556
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2028	1,500	1,791
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2029	1,720	2,088
County of Warren, Hospital Rev. Ref. Bonds (Bowling Green - Warren County Community Hospital Corp.), Series 2021-A, 5.00% 2031	1,900	2,378
		259,142

Louisiana 1.51%
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-A, 5.00% 2033	845	924
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2017-A, 5.00% 2035	1,340	1,559
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-A, 5.00% 2045	2,500	2,727
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2017-A, 5.00% 2048	12,855	14,853
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 5.00% 2034	1,150	1,381
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 4.00% 2037	1,000	1,124
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 5.00% 2040	1,625	1,935
Aviation Board, General Airport Rev. Ref. Bonds (Gulf Opportunity Zone Projects), Series 2019, 5.00% 2041	1,710	2,033
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2027	500	571
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2028	1,600	1,855
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2024 (preref. 2022)	1,750	1,776
Citizens Property Insurance Corp., Assessment Rev. Ref. Bonds, Series 2016-A, 5.00% 2026	12,000	13,651
Parish of East Baton Rouge, Capital Improvements Dist., Sales Tax Rev. Bonds, Series 2019, 5.00% 2022	500	511
Parish of East Baton Rouge, Capital Improvements Dist., Sales Tax Rev. Bonds, Series 2019, 5.00% 2023	725	769
Parish of East Baton Rouge, Capital Improvements Dist., Sales Tax Rev. Bonds, Series 2019, 5.00% 2024	700	767
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,226
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 1.30% 2041 (put 2028)	18,805	18,656
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2031	1,710	2,135
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 5.00% 2032	2,070	2,529
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 5.00% 2033	1,790	2,186
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 5.00% 2034	1,500	1,829
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2014-B, 5.00% 2039 (preref. 2025)	1,100	1,225
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2019, 4.00% 2045	16,500	18,545
Greater New Orleans Expressway Commission, Toll Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2042	4,000	4,493
Greater New Orleans Expressway Commission, Toll Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2047	3,320	3,710
Housing Corp., Multi Family Housing Rev. Bonds (Byers Estates V Project), Series 2021, 0.35% 2024 (put 2023)	3,615	3,591
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2021-B, 3.00% 2051	950	996
Housing Corp., Single Family Mortgage Rev. Bonds (Home Ownership Program), Series 2021-D, 3.25% 2052	8,640	9,203
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,167
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2037	3,000	3,473
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Drainage Projects), Series 2015-C, 7.00% 2044[1]	970	977
Local Government Environmental Facs. and Community Dev. Auth., Hospital Rev. Ref. Bonds (Woman’s Hospital Foundation Project), Series 2017-A, 5.00% 2041	10,500	12,161
Local Government Environmental Facs. and Community Dev. Auth., Hospital Rev. Ref. Bonds (Woman’s Hospital Foundation Project), Series 2017-A, 5.00% 2044	9,940	11,484
Local Government Environmental Facs. and Community Dev. Auth., Rev. Bonds (Southeastern Louisiana University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	2,000	2,345

American Funds Tax-Exempt Funds	137

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-B, 2.50% 2036	$41,645	$41,715
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Louisiana Community and Technical College System Act 391 Projects), Series 2017, BAM insured, 5.00% 2028	2,500	3,018
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	3,940	4,661
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2032	4,580	5,407
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2033	4,620	5,449
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2034	4,895	5,767
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2036	4,680	5,503
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2043	1,250	1,464
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Westlake Chemical Corp. Projects), Series 2017, 3.50% 2032	5,165	5,494
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2024	2,000	2,114
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	5,000	5,284
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2032	2,500	2,641
City of New Orleans, Regional Transit Auth., Sales Tax Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 5.00% 2034	2,000	2,527
City of New Orleans, Regional Transit Auth., Sales Tax Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 5.00% 2035	1,500	1,888
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2030 (preref. 2025)	900	1,010
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2033 (preref. 2025)	1,000	1,139
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2034 (preref. 2025)	1,000	1,139
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2040 (preref. 2025)	3,000	3,416
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2040 (preref. 2025)	2,000	2,245
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2045 (preref. 2025)	5,000	5,693
City of New Orleans, Sewerage Service Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2045 (preref. 2025)	1,350	1,516
City of New Orleans, Sewerage Service Rev. Bonds, Series 2020-B, 5.00% 2045	1,500	1,806
City of New Orleans, Sewerage Service Rev. Bonds, Series 2020-B, 4.00% 2050	1,200	1,329
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2029 (preref. 2025)	900	1,025
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2032 (preref. 2025)	1,000	1,139
City of New Orleans, Water Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2044 (preref. 2024)	15,325	16,952
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2013-A, 1.65% 2033 (put 2023)	3,500	3,526
Public Facs. Auth., Hospital Rev. Ref. Bonds (Franciscan Missionaries of Our Lady Health System Project), Series 2015-A, 5.00% 2033	4,970	5,512
Public Facs. Auth., Hospital Rev. Ref. Bonds (Franciscan Missionaries of Our Lady Health System Project), Series 2015-A, 5.00% 2033 (preref. 2025)	30	34
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2052	1,000	1,126
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2057	8,395	9,433
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase III Project), Series 2019-A, 5.00% 2059	2,500	2,909
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2046	1,100	1,218
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2051	17,590	19,432
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2056	10,670	11,764
Public Facs. Auth., Rev. and Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2017, 5.00% 2042	5,000	5,732
Public Facs. Auth., Rev. and Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2017, 5.00% 2046	25,895	29,658
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032 (preref. 2026)	5	6
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2015, 5.00% 2033	3,455	3,820
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2034 (preref. 2026)	10	11
Public Facs. Auth., Rev. Ref. Bonds (Nineteenth Judicial Dist. Court Building Project), Series 2015, Assured Guaranty Municipal insured, 5.25% 2051 (preref. 2025)	12,405	14,028
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2015, 5.00% 2032	2,000	2,215

138	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032	$495	$560
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2034	1,490	1,681
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2015, 5.00% 2047	5,700	6,273
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	1,350	1,365
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017, 2.10% 2037 (put 2024)	4,120	4,203
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	4,700	4,797
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017, 2.20% 2037 (put 2026)	7,070	7,253
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-2, 2.375% 2037 (put 2026)	4,200	4,340
City of Shreveport, Water and Sewer Rev. Bonds, Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2029	4,300	5,237
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2031	500	609
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2033	325	363
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2036	365	406
City of Shreveport, Water and Sewer Rev. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2036	1,250	1,474
City of Shreveport, Water and Sewer Rev. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2037	1,340	1,579
City of Shreveport, Water and Sewer Rev. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2041	1,000	1,173
		431,445

Maine 0.17%
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Healthcare Systems Obligated Group Issue), Series 2016-A, 5.00% 2046	8,750	9,811
Housing Auth., Mortgage Purchase Bonds, Series 2020-F, 2.00% 2035	1,750	1,662
Housing Auth., Mortgage Purchase Bonds, Series 2017-A, 4.00% 2047	990	1,037
Housing Auth., Mortgage Purchase Bonds, Series 2017-B, 4.00% 2047	965	1,012
Housing Auth., Mortgage Purchase Bonds, Series 2019-A, 4.00% 2049	1,755	1,868
Housing Auth., Mortgage Purchase Bonds, Series 2019-C, 4.00% 2050	3,940	4,208
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2015-B, 3.50% 2040	275	281
Housing Auth., Mortgage Purchase Rev. Ref. Bonds, Series 2013-B, 4.00% 2043	10	10
Turnpike Auth., Turnpike Rev. Bonds, Series 2020, 4.00% 2045	5,000	5,681
Turnpike Auth., Turnpike Rev. Bonds, Series 2018, 5.00% 2047	9,000	10,579
Turnpike Auth., Turnpike Rev. Bonds, Series 2020, 5.00% 2050	6,000	7,338
Turnpike Auth., Turnpike Rev. Ref. Bonds, Series 2022, 4.00% 2038	1,700	1,981
Turnpike Auth., Turnpike Rev. Ref. Bonds, Series 2022, 4.00% 2040	2,100	2,435
		47,903

Maryland 1.34%
County of Anne Arundel, Consolidated Special Taxing Dist. Rev. Ref. Bonds (Villages of Dorchester and Farmington Village Projects), Series 2013, 5.00% 2022	500	510
County of Anne Arundel, Consolidated Special Taxing Dist. Rev. Ref. Bonds (Villages of Dorchester and Farmington Village Projects), Series 2013, 5.00% 2023	225	238
County of Anne Arundel, Consolidated Special Taxing Dist. Rev. Ref. Bonds (Villages of Dorchester and Farmington Village Projects), Series 2013, 5.00% 2032	1,000	1,054
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2029	1,070	1,207
County of Baltimore, Rev. Bonds (Oak Crest Village, Inc. Fac.), Series 2016, 5.00% 2030	1,000	1,127
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 5.00% 2026	465	531
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 5.00% 2027	3,065	3,588
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 5.00% 2028	3,215	3,837
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2029	1,000	1,144
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2030	1,655	1,891
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2031	1,225	1,397
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2032	700	797
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2036	1,505	1,710
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2050	5,630	6,309

American Funds Tax-Exempt Funds	139

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Mayor and City Council of Baltimore, Rev. Bonds (Wastewater Projects), Series 2014-C, 5.00% 2032	$2,000	$2,212
Mayor and City Council of Baltimore, Rev. Bonds (Wastewater Projects), Series 2014-C, 5.00% 2044	5,000	5,524
Mayor and City Council of Baltimore, Rev. Bonds (Water Projects), Series 2014-A, 5.00% 2044	1,500	1,657
Mayor and City Council of Baltimore, Rev. Ref. Bonds (Wastewater Projects), Series 2014, 5.00% 2039	2,215	2,448
Mayor and City Council of Baltimore, Rev. Ref. Bonds (Water Projects), Series 1994-A, FGIC insured, 5.00% 2024	370	376
Community Dev. Administration, Dept. of Housing and Community Dev., Housing Rev. Bonds, Series 2015-B, 4.05% 2040	2,500	2,619
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 1.95% 2035	2,600	2,425
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2018-A, 4.50% 2048	5,610	6,098
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-B, 4.00% 2049	4,465	4,772
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049	7,090	7,623
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-C, 3.50% 2050	15,610	16,493
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-A, 3.75% 2050	17,285	18,471
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-C, 3.00% 2051	29,115	30,647
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-A, 3.00% 2051	8,895	9,312
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Ref. Bonds, Series 2015-A, 3.50% 2045	1,000	1,033
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2027	1,350	1,579
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2028	2,000	2,385
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2030	1,250	1,476
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2031	1,000	1,176
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2035	2,000	2,343
Econ. Dev. Corp., Senior Student Housing Rev. Ref. Bonds (University of Maryland, Baltimore Project), Series 2015, 5.00% 2035	1,000	1,075
Econ. Dev. Corp., Senior Student Housing Rev. Ref. Bonds (University of Maryland, Baltimore Project), Series 2015, 5.00% 2039	2,605	2,786
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 4.25% 2050	300	329
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 5.00% 2050	1,250	1,457
Econ. Dev. Corp., Student Housing Rev. Bonds (Towson University Project), Series 2012, 5.00% 2029	250	253
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Bowie State University Project), Series 2015, 5.00% 2033[1]	2,540	2,795
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2023	690	717
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2033	1,000	1,040
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Morgan State University Project), Series 2012, 5.00% 2034	2,930	2,971
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2027	135	152
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2028	175	196
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2029	190	212
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2030	325	361
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2031	375	415
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2032	325	358
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Towson University Project), Series 2017, 5.00% 2036	600	657
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 4.00% 2024	1,350	1,437
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2028	920	1,050
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2029	900	1,024
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,139
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2035	2,265	2,583
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (University of Maryland, College Park Projects), Series 2016, Assured Guaranty Municipal insured, 5.00% 2043	1,250	1,424
G.O. Bonds, State and Local Facs. Loan of 2015, Series 2015-A-2, 2.75% 2025	4,000	4,102
G.O. Bonds, State and Local Facs. Loan of 2017, Series 2017-A, 5.00% 2022	3,525	3,545
G.O. Bonds, State and Local Facs. Loan of 2017, Series 2017-A-2, 5.00% 2022	2,800	2,864

140	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2020, 5.00% 2036	$2,290	$2,851
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2020, 4.00% 2038	865	977
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2016-A, 5.50% 2046	12,235	14,330
Health and Higher Educational Facs. Auth., Rev. Bonds (Anne Arundel Health System Issue), Series 2012, 5.00% 2027	400	407
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2030	690	788
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2038	240	272
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2043	700	791
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2048	1,940	2,181
Health and Higher Educational Facs. Auth., Rev. Bonds (Charlestown Community Issue), Series 2016-A, 5.00% 2026	210	239
Health and Higher Educational Facs. Auth., Rev. Bonds (Charlestown Community Issue), Series 2016-A, 5.00% 2036	2,835	3,217
Health and Higher Educational Facs. Auth., Rev. Bonds (Charlestown Community Issue), Series 2016-A, 5.00% 2045	13,000	14,606
Health and Higher Educational Facs. Auth., Rev. Bonds (LifeBridge Health Issue), Series 2016, 5.00% 2047	1,000	1,131
Health and Higher Educational Facs. Auth., Rev. Bonds (Loyola University Maryland Issue), Series 2014, 5.00% 2027	125	137
Health and Higher Educational Facs. Auth., Rev. Bonds (Loyola University Maryland Issue), Series 2014, 5.00% 2028	215	235
Health and Higher Educational Facs. Auth., Rev. Bonds (Loyola University Maryland Issue), Series 2014, 5.00% 2032	165	180
Health and Higher Educational Facs. Auth., Rev. Bonds (MedStar Health Issue), Series 2015, 5.00% 2026	4,290	4,767
Health and Higher Educational Facs. Auth., Rev. Bonds (MedStar Health Issue), Series 2013-B, 5.00% 2038	865	918
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2012, 5.00% 2031	1,000	1,016
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2032	800	915
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2033	1,000	1,143
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2034	1,800	2,056
Health and Higher Educational Facs. Auth., Rev. Bonds (Mercy Medical Center Issue), Series 2016-A, 5.00% 2036	1,500	1,709
Health and Higher Educational Facs. Auth., Rev. Bonds (University of Maryland Medical System Issue), Series 2015, 5.00% 2028	1,035	1,158
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (Carroll Hospital Center Issue), Series 2012-A, 5.00% 2037 (preref. 2022)	1,530	1,559
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (MedStar Health Issue), Series 2015, 5.00% 2038	9,000	9,929
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (MedStar Health Issue), Series 2015, 5.00% 2042	4,470	4,932
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (Meritus Medical Center), Series 2015, 5.00% 2040	1,000	1,104
Health and Higher Educational Facs. Auth., Rev. Ref. Bonds (Meritus Medical Center), Series 2015, 5.00% 2045	1,000	1,100
County of Howard, Special Obligation Bonds (Annapolis Junction Town Center Project), Series 2014, 6.10% 2044	1,420	1,475
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2037	6,100	7,173
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2038	7,410	8,695
University System of Maryland, Auxiliary Fac. and Tuition Rev. Ref. Bonds, Series 2021-A, 4.00% 2040	8,010	9,331
County of Montgomery, Housing Opportunities Commission, Multi Family Housing Dev. Bonds, Series 2004-A, 4.65% 2030	2,670	2,677
County of Montgomery, Housing Opportunities Commission, Program Rev. Bonds, Series 2019-A, 4.00% 2049	2,150	2,309
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2013-A, 4.00% 2031	1,380	1,432
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048	580	613
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2049	3,825	4,061
County of Montgomery, Housing Opportunities Commission, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2050	4,835	5,072
County of Montgomery, Rev. Ref. Bonds (Trinity Health Credit Group), Series 2013, 5.00% 2045	1,000	1,145
County of Prince George, Special Obligation Bonds (National Harbor Project), Series 2004, 5.20% 2034	6,256	6,311
County of Prince George, Special Obligation Bonds (Suitland-Naylor Road Project), Series 2016, 4.75% 2036[1]	1,750	1,897
County of Prince George, Special Obligation Bonds (Suitland-Naylor Road Project), Series 2016, 5.00% 2046[1]	500	544
County of Prince George, Special Obligation Bonds (Woodview Village Infrastructure Improvements), Series 1997-A, 4.70% 2026	2,545	2,553
County of Prince George, Special Obligation Rev. Ref. Bonds (Woodview Village Phase II Infrastructure Improvements), Series 2006, RADIAN insured, 5.00% 2026	1,000	1,003
County of Prince George, Special Obligation Rev. Ref. Bonds (Woodview Village Phase II Infrastructure Improvements), Series 2006, RADIAN insured, 5.00% 2032	1,150	1,154
County of Prince George, Special Tax Dist. Bonds (Victoria Falls Project), Series 2005, 5.25% 2035	3,962	4,008

American Funds Tax-Exempt Funds	141

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
St. Mary’s College of Maryland, Academic Fees and Auxiliary Facs. Fees Rev. Ref. Bonds, Series 2018-A, BAM insured, 4.00% 2023	$1,235	$1,293
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 3.00% 2037	1,000	1,064
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020, 4.00% 2037	2,000	2,292
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 3.00% 2038	1,750	1,857
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 4.00% 2038	1,225	1,420
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 4.00% 2040	1,500	1,733
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2021-A. 4.00% 2041	1,500	1,729
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 4.00% 2045	9,500	10,724
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2015, 3.00% 2028	3,305	3,433
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2014-2, 4.00% 2029	1,875	2,000
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2020, 5.00% 2030	8,160	10,346
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2014-2, 4.00% 2043	1,500	1,596
Washington Suburban Sanitary Dist., Consolidated Public Improvement Rev. Ref. Bonds, Series 2017, 3.00% 2027	11,470	12,430
Washington Suburban Sanitary Dist., Consolidated Public Improvement Rev. Ref. Bonds, Series 2017, 3.00% 2031	14,160	15,124
		384,093

Massachusetts 0.92%
College Building Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2030	1,000	1,012
Dev. Fin. Agcy., Hospital Rev. Bonds (Healthcare Obligated Group Issue), Series 2013, 5.25% 2041 (preref. 2023)	3,000	3,229
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)	2,240	2,218
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2034	1,000	1,210
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2035	550	665
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2036	625	753
Dev. Fin. Agcy., Rev. Bonds (Beth Israel Lahey Health Issue), Series 2019-K, 5.00% 2037	425	512
Dev. Fin. Agcy., Rev. Bonds (Boston College Issue), Series 2021-V, 5.00% 2055	5,000	7,361
Dev. Fin. Agcy., Rev. Bonds (Boston Medical Center Issue), Series 2015-D, 5.00% 2044	2,250	2,500
Dev. Fin. Agcy., Rev. Bonds (Boston University Issue), Series 2013-X, 5.00% 2048	15,750	16,716
Dev. Fin. Agcy., Rev. Bonds (Carleton-Willard Village Issue), Series 2019, 4.00% 2042	485	529
Dev. Fin. Agcy., Rev. Bonds (Carleton-Willard Village Issue), Series 2019, 5.00% 2042	730	824
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 4.00% 2023[1]	520	533
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Capital Appreciation Bonds, Series 2011-B, 0% 2056	1,358	915
Dev. Fin. Agcy., Rev. Bonds (Loomis Communities Issue), Series 2022, 4.00% 2036[1]	400	426
Dev. Fin. Agcy., Rev. Bonds (Loomis Communities Issue), Series 2021, 4.00% 2041	445	486
Dev. Fin. Agcy., Rev. Bonds (Loomis Communities Issue), Series 2022, 4.00% 2051[1]	520	540
Dev. Fin. Agcy., Rev. Bonds (Loomis Communities Issue), Series 2021, 4.00% 2051	200	216
Dev. Fin. Agcy., Rev. Bonds (Mass General Brigham, Inc.), Series 2019-T-1, 0.66% 2049 (put 2026)[1,2]	1,885	1,885
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S, 4.00% 2036	4,500	5,023
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-3, (SIFMA Municipal Swap Index + 0.50%) 0.56% 2038[2]	1,725	1,725
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-2, 5.00% 2038 (put 2025)	13,665	15,157
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2017-S-1, 4.00% 2041	4,805	5,336
Dev. Fin. Agcy., Rev. Bonds (Partners HealthCare System Issue), Series 2014-M-4, 5.00% 2044 (preref. 2023)	5,860	6,207
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2030	2,000	2,275
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2031	1,925	2,188
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2029	500	600
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2030	600	716
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2031	500	595
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2033	805	955
Dev. Fin. Agcy., Rev. Bonds (Wellforce Obligated Issue), Series 2019-A, 5.00% 2034	675	800
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2026	1,200	1,390
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2028	800	967
Dev. Fin. Agcy., Rev. Ref. Bonds (Orchard Cove, Inc. Issue), Series 2019, 5.00% 2039	500	552
Dev. Fin. Agcy., Rev. Ref. Bonds (Orchard Cove, Inc. Issue), Series 2019, 5.00% 2049	4,800	5,268
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2029	500	600
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2017, 5.00% 2030	1,000	1,156
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2031	1,300	1,545
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2033	1,590	1,885

142	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Massachusetts (continued)
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2017, 5.00% 2034	$1,000	$1,151
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2035	1,000	1,182
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2036	445	525
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2037	605	713
Dev. Fin. Agcy., Rev. Ref. Bonds (Suffolk University Issue), Series 2019, 5.00% 2038	340	400
G.O. Bonds, Consolidated Loan, Series 2014-C, 5.00% 2027 (preref. 2022)	8,640	8,804
G.O. Bonds, Consolidated Loan, Series 2018-A, 5.00% 2033	4,000	4,782
G.O. Bonds, Consolidated Loan, Series 2018-A, 5.00% 2034	9,000	10,767
G.O. Bonds, Consolidated Loan, Series 2018-A, 5.00% 2039	7,500	8,917
Housing Fin. Agcy., Housing Bonds, Series 2009-C, 5.35% 2049	2,465	2,468
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.45% 2024	3,325	3,247
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 178, 3.50% 2042	1,510	1,565
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 167, 4.00% 2043	100	102
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 181, 4.00% 2044	460	479
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 4.00% 2045	595	614
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 183, 3.50% 2046	430	447
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 190, 4.00% 2048	6,400	6,756
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 195, 4.00% 2048	3,545	3,761
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 203, 4.50% 2048	665	716
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 211, 3.50% 2049	7,395	7,812
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 214, 3.75% 2049	5,135	5,468
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 221, 3.00% 2050	4,270	4,477
Massachusetts Bay Transportation Auth., Sales Tax Rev. Ref. Bonds, Series 2007-A-1, 5.25% 2032	10,000	13,333
School Building Auth., Dedicated Sales Tax Rev. Ref. Bonds, Series 2012-A, 5.00% 2025 (preref. 2022)	4,605	4,717
Special Obligation Dedicated Tax Rev. Ref. Bonds, Series 2005, FGIC National insured, 5.50% 2034	54,335	71,595
		262,268

Michigan 3.38%
Building Auth., Rev. Ref. Bonds (Facs. Program), Series 2015-I, 5.00% 2026	1,700	1,931
Building Auth., Rev. Ref. Bonds (Facs. Program), Series 2015-I, 5.00% 2031	8,770	9,913
City of Detroit, Sewage Disposal System Rev. Ref. Bonds, Series 2006-D, Assured Guaranty Municipal insured, (3-month USD-LIBOR + 0.60%) 0.743% 2032[2]	54,160	53,855
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2027	1,000	1,139
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2030	1,300	1,493
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2039	115	136
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2040	205	223
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2041	635	689
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2042	250	271
City of Detroit, Unlimited Tax G.O. Bonds, Series 2020, 5.50% 2045	1,500	1,800
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2046	1,595	1,864
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2050	3,500	4,071
City of Detroit, Unlimited Tax G.O. Bonds, Series 2020, 5.50% 2050	2,215	2,644
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2023	755	768
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured 5.25% 2039 (preref. 2022)	5,900	6,018
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Bonds, Series 2001-B, Assured Guaranty Municipal Insured, 5.50% 2029	10,420	12,271
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 1998-C, FGIC insured, 5.25% 2025	1,075	1,150
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	2,000	2,023
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2027	3,500	3,539
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	3,610	3,651
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	4,000	4,045
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2005-A, Assured Guaranty Municipal insured, 5.25% 2032	20,000	25,721
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 5.00% 2031	1,845	2,344
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 4.00% 2055	7,320	8,165

American Funds Tax-Exempt Funds	143

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 4.00% 2055	$2,000	$2,251
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, BAM insured, 4.00% 2055	2,000	2,251
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2036	2,500	3,026
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2037	1,000	1,210
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2038	1,000	1,208
Fin. Auth., Distributable State Aid Rev. Bonds (Charter County of Wayne Criminal Justice Center Project), Series 2018, 5.00% 2043	3,500	4,160
Fin. Auth., Higher Education Facs. Limited Obligation Rev. and Rev. Ref. Bonds (Albion College), Series 2022, 4.00% 2051	2,165	2,357
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2015, 5.50% 2026	750	853
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017, 5.00% 2028	2,000	2,350
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2034	2,500	2,937
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2035	4,000	4,695
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2036	32,480	36,048
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2037	5,000	5,856
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2040	22,030	24,579
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-A, 5.00% 2041	2,485	2,995
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2016, 5.00% 2045	1,345	1,523
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017, 5.00% 2046	6,255	7,194
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017, 5.00% 2046 (preref. 2027)	200	237
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	20,220	20,953
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-1, 5.00% 2048	7,415	8,741
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2019-2, 4.00% 2049	9,015	9,994
Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-MI-2, 4.00% 2036	1,200	1,355
Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-MI-4, 4.00% 2038	23,250	26,199
Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2013-5, 4.00% 2040	2,140	2,404
Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2013-5, 4.00% 2040 (preref. 2029)	145	170
Fin. Auth., Hospital Rev. Ref. Bonds (Beaumont Health Credit Group), Series 2016-A, 5.00% 2044	13,010	14,526
Fin. Auth., Hospital Rev. Ref. Bonds (Henry Ford Health System), Series 2016, 5.00% 2031	4,300	4,959
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2019-A, 4.00% 2044	5,950	6,594
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2019-A, 4.00% 2047	3,300	3,632
Fin. Auth., Hospital Rev. Ref. Bonds (MidMichigan Health Credit Group), Series 2014, 5.00% 2039 (preref. 2024)	1,000	1,091
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2024	9,145	9,449
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2027	3,000	3,099
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2029	3,000	3,340
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2031	1,500	1,667
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2033	1,500	1,664
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2034	1,500	1,662
Fin. Auth., Hospital Rev. Ref. Bonds (Sparrow Obligated Group), Series 2015, 5.00% 2045	1,000	1,101
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Fin. Recovery Income Tax Local Project Bonds), Series 2014-F-1, 4.50% 2029	2,150	2,246
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2023	8,000	8,466
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-3, Assured Guaranty Municipal insured, 5.00% 2032	1,500	1,635
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-1, 5.00% 2044 (preref. 2022)	5,050	5,146
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2028	1,415	1,587
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2032	1,355	1,511
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2033	2,565	2,858
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2034	3,000	3,345

144	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2035	$3,000	$3,337
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Water Supply System Rev. Ref. Local Project Bonds), Series 2014-D-4, 5.00% 2034	1,425	1,551
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2028	3,000	3,149
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2039	500	522
Counties of Genesee, Lapeer and Sanilac, Karegnondi Water Auth., Water Supply System Bonds (Karegnondi Water Pipeline), Series 2018, 5.00% 2030	1,000	1,186
Counties of Genesee, Lapeer and Sanilac, Karegnondi Water Auth., Water Supply System Bonds (Karegnondi Water Pipeline), Series 2018, 5.00% 2032	1,200	1,418
Counties of Genesee, Lapeer and Sanilac, Karegnondi Water Auth., Water Supply System Bonds (Karegnondi Water Pipeline), Series 2018, 5.00% 2035	1,580	1,862
Great Lakes Water Auth., Sewage Disposal System Rev. Ref. Bonds, Series 2018-B, 5.00% 2028	3,990	4,836
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2045	5,090	6,176
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-A, 5.00% 2045	1,500	1,833
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-A, 5.00% 2049	4,750	5,756
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2049	4,300	5,163
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2029	3,000	3,687
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2034	5,760	6,648
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-D, 5.00% 2036	6,800	7,788
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-B, 5.00% 2046	10,800	12,197
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2027	11,375	13,006
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2031	4,000	4,542
Hospital Fin. Auth., Hospital Rev. Bonds (Ascension Health Senior Credit Group), Series 1999-B-3, 4.00% 2032	14,000	15,885
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)	3,705	3,761
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-5, 2.40% 2047 (put 2023)	4,350	4,431
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-3, 4.00% 2047 (put 2024)	14,000	14,910
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-1, 4.00% 2047 (put 2023)	7,000	7,297
Hospital Fin. Auth., Hospital Rev. Ref. and Project Rev. Bonds (Ascension Health Senior Credit Group), Series 2010-F-4, 5.00% 2047	1,500	1,816
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2012-A, 5.00% 2035	1,000	1,014
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)	3,083	3,074
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Carpenter Place Apartments Project), Series 2021, 1.25% 2024 (put 2023)	14,290	14,320
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Mid Apartments Project), Series 2021, 0.40% 2024 (put 2023)	5,465	5,397
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.10% 2031	1,025	1,059
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 3.35% 2034	3,000	3,127
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A, 4.00% 2046	1,085	1,128
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	14,815	15,442
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048	3,820	3,999
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	23,105	24,538
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049	18,275	19,628
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2049	17,895	19,291
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050	4,835	5,147
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-B, 3.75% 2050	4,810	5,129
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-C, 3.00% 2051	5,120	5,367
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	14,510	15,238
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2012, 5.625% 2032	2,195	2,227
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2012, 5.625% 2041	2,780	2,821
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2037	4,875	5,983
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2038	5,120	6,274
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2044	22,250	26,999
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2048	33,000	39,816
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2021-B, 2.00% 2051 (put 2026)	5,500	5,637
Livonia Public Schools School Dist., School Building and Site G.O. Bonds, Series 2013-I, Assured Guaranty Municipal insured, 5.00% 2038	2,000	2,106

American Funds Tax-Exempt Funds	145

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2034	$3,500	$4,255
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2035	1,100	1,336
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2036	1,325	1,607
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2038	4,400	5,321
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2044	11,490	13,775
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2048	6,660	7,941
Board of Trustees of Michigan State University, Rev. Ref. Bonds, Series 2019-C, 4.00% 2038	2,980	3,405
Board of Trustees of Michigan State University, Rev. Ref. Bonds, Series 2019-C, 4.00% 2044	2,840	3,214
City of Royal Oak, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (William Beaumont Hospital Obligated Group), Series 2014-D, 5.00% 2030	1,160	1,248
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Exempt Facs. Project), Series 2008-ET-2, 1.35% 2029	22,000	22,000
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Pollution Control Bonds Project), Series 1995-CC, 1.45% 2030	32,410	30,415
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 4.00% 2023	750	783
Regents of the University of Michigan, General Rev. Bonds, Series 2012-E, (SIFMA Municipal Swap Index + 0.27%) 0.32% 2033 (put 2022)[2]	17,875	17,878
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2012-A, 5.00% 2032	2,500	2,587
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2032	1,500	1,819
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2033	1,000	1,216
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2034	2,000	2,429
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2035	4,000	4,843
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2036	3,500	4,228
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2012-A, 5.00% 2037	7,400	7,658
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2037	5,585	6,727
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2038	3,000	3,603
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-D, 5.00% 2040	14,800	16,645
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2017-A, 5.00% 2042	1,850	2,187
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-A, 5.00% 2043	4,210	4,984
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2014-B, 5.00% 2044	4,870	5,346
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2015-D, 5.00% 2045	13,010	14,611
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2021-A, 5.00% 2046	1,750	2,167
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2017-A, 5.00% 2047	2,750	3,247
		969,841

Minnesota 0.47%
City of Duluth, Econ. Dev. Auth., Health Care Facs. Rev. Bonds (Essentia Health Obligated Group), Series 2018-A, 5.00% 2048	3,000	3,476
City of Duluth, Econ. Dev. Auth., Health Care Facs. Rev. Bonds (Essentia Health Obligated Group), Series 2018-A, 5.00% 2058	35,000	40,316
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)	4,800	4,774
Housing Fin. Agcy., Homeownership Fin. Bonds (GNMA and FNMA Pass-Through Program), Series 2012-B, 2.25% 2042	2,624	2,640
Housing Fin. Agcy., Homeownership Fin. Bonds (GNMA and FNMA Pass-Through Program), Series 2015-A, 2.80% 2045	554	560

146	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Minnesota (continued)
Housing Fin. Agcy., Homeownership Fin. Bonds (GNMA and FNMA Pass-Through Program), Series 2017-G, 2.65% 2047	$12,359	$12,470
Housing Fin. Agcy., Homeownership Fin. Bonds (Mortgage-Backed Securities Pass-Through Program), Series 2017-I, 2.80% 2047	4,609	4,661
Housing Fin. Agcy., Homeownership Fin. Bonds (Mortgage-Backed Securities Pass-Through Program), Series 2018-A, 3.30% 2048	1,119	1,139
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-B, 4.00% 2038	195	204
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-B, 3.50% 2046	3,795	3,955
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-B, 4.00% 2047	1,970	2,077
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2016-E, 4.00% 2047	1,105	1,158
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048	9,135	9,654
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048	2,575	2,735
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2019-B, 4.25% 2049	4,335	4,691
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050	4,600	4,887
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	7,110	7,435
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051	6,925	7,243
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-F, 3.00% 2052	5,865	6,162
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	3,885	4,074
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-H, 3.00% 2052	3,025	3,183
City of Minneapolis, Health Care System Rev. Bonds (Fairview Health Services), Series 2015-A, 5.00% 2033	2,575	2,882
City of St. Cloud, Health Care Rev. Bonds (CentraCare Health System), Series 2016-A, 5.00% 2028	1,250	1,431
City of St. Cloud, Health Care Rev. Bonds (CentraCare Health System), Series 2016-A, 5.00% 2029	1,000	1,144
City of St. Cloud, Health Care Rev. Bonds (CentraCare Health System), Series 2019, 5.00% 2048	1,000	1,187
City of St. Paul, Housing and Redev. Auth., Hospital Fac. Rev. Bonds (HealthEast Care System Project), Series 2015-A, 5.00% 2029 (preref. 2025)	745	847
		134,985

Mississippi 0.25%
Business Fin. Corp., Rev. Ref. Bonds (System Energy Resources, Inc. Project), Series 2021, 2.375% 2044	4,405	3,933
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2031	1,590	1,807
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2032	1,690	1,922
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2033	1,275	1,452
Dev. Bank, Special Obligation Bonds (Municipal Energy Agcy. of Mississippi Power Supply Project), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2035	1,150	1,311
Dev. Bank, Special Obligation Rev. Ref. Bonds (Harrison County Highway Ref. Project), Series 2013-A, 5.00% 2025	3,000	3,326
Dev. Bank, Special Obligation Rev. Ref. Bonds (Madison County Highway Ref. Project), Series 2013-C, 5.00% 2026	4,000	4,563
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2032	3,000	3,606
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2033	3,600	4,325
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2035	2,000	2,399
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2037	4,000	4,791
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2029	2,500	2,827
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2032	7,500	8,477
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2034	12,960	14,640
Home Corp., Collateralized Multi Family Housing Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)	3,655	3,630
Home Corp., Single Family Mortgage Rev. Bonds, Series 2017-D, 4.00% 2043	475	499
Home Corp., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2048	2,030	2,165
Home Corp., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2051	5,105	5,357
County of Warren, Gulf Opportunity Zone Rev. Ref. Bonds (International Paper Co. Project), Series 2018, 2.90% 2032 (put 2023)	750	771
		71,801

American Funds Tax-Exempt Funds	147

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri 0.92%
Cities of Brentwood and Maplewood, Hanley Road Corridor Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020, 1.625% 2033	$725	$721
Cities of Brentwood and Maplewood, Hanley Road Corridor Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020, 2.00% 2039	800	794
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2037	3,000	3,512
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2039	3,700	4,299
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-A, 4.00% 2040	2,300	2,657
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Children’s Mercy Hospital), Series 2017-A, 4.00% 2042	7,575	8,178
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Cox Health Project), Series 2015-A, 5.00% 2034	3,200	3,602
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Cox Health Project), Series 2013-A, 5.00% 2038	2,000	2,130
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Cox Health Project), Series 2015-A, 5.00% 2039	4,000	4,484
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Mosaic Health System), Series 2019-A, 5.00% 2022	600	601
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Saint Luke’s Health System, Inc.), Series 2018-A, 5.00% 2043	2,000	2,363
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Saint Luke’s Health System, Inc.), Series 2020, 4.00% 2050	2,500	2,797
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2014-A, 5.00% 2027	1,000	1,087
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-C, 5.00% 2036 (put 2023)	17,000	17,590
Health and Educational Facs. Auth., Health Facs. Rev. Ref. Bonds (St. Anthony’s Medical Center), Series 2015-B, 5.00% 2045	3,750	4,071
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2014-A, 5.00% 2023	750	779
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2016-B, 5.00% 2024	460	495
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2016-A, 5.00% 2024	460	495
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2014-A, 5.00% 2025	915	982
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2016-B, 5.00% 2030	220	246
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 5.00% 2042	1,125	1,327
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-A, 5.00% 2042	500	546
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 4.00% 2048	18,000	19,423
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 5.00% 2048	2,000	2,339
Health and Educational Facs. Auth., Senior Living Facs. Rev. Ref. Bonds (Lutheran Senior Services), Series 2016-A, 5.00% 2028	415	467
Health and Educational Facs. Auth., Senior Living Facs. Rev. Ref. Bonds (Lutheran Senior Services), Series 2016-A, 5.00% 2029	1,000	1,121
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2015-C, 4.00% 2036	2,290	2,388
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-A-2, 4.00% 2040	7,435	7,768
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	1,520	1,573
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-B, 3.25% 2047	5,026	5,160
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-C, 3.30% 2047	3,980	4,096
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-D, 4.00% 2047	2,835	2,999
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-A, 4.25% 2047	4,105	4,428
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2018-A, 4.25% 2049	2,115	2,272
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-C, 3.50% 2050	3,610	3,850

148	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050	$2,185	$2,320
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-C, 3.875% 2050	10,405	11,159
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2019-B, 4.00% 2050	3,610	3,875
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-B, 3.00% 2052	8,045	8,448
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052	1,675	1,756
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-C, 3.25% 2052	3,070	3,264
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-A, 3.75% 2038	345	359
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-B, 4.00% 2040	325	337
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2014-A, 4.00% 2041	115	119
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-2, 4.00% 2045	2,955	3,097
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2040	1,815	2,211
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2049	1,000	1,201
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2017-A, Assured Guaranty Municipal insured, 5.25% 2025	5,000	5,665
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2026	5,465	6,229
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2027	6,445	7,753
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2028	5,080	6,259
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,179
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2029	8,125	10,236
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	1,250	1,472
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2030	14,270	18,294
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2031	2,155	2,623
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2031	12,255	16,025
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2032	3,000	3,645
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2033	2,400	2,915
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2034	1,750	2,124
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2012, 6.125% 2042	1,120	1,135
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2017, 5.00% 2048	1,200	1,316
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.25% 2053	11,250	12,406
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.00% 2035	1,000	1,077
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.125% 2045	1,050	1,124
County of St. Louis, Transportation Dev. Dist., Transportation Rev. Bonds (Missouri Bottom Road / Taussig Road), Series 2002, 7.20% 2033[4]	5,500	1,870
		263,133

American Funds Tax-Exempt Funds	149

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Montana 0.11%
Fin. Auth., Rev. Bonds (Billings Clinic Obligated Group), Series 2018-C, (SIFMA Municipal Swap Index + 0.55%) 0.61% 2037 (put 2023)[2]	$12,625	$12,636
City of Forsyth, Pollution Control Rev. Ref. Bonds (Portland General Electric Co. Projects), Series 1998-A, 2.125% 2033	1,000	973
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 2.75% 2040	815	828
Board of Housing, Single Family Mortgage Bonds, Series 2018-B, 4.00% 2043	2,365	2,503
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	1,945	2,021
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045	1,945	2,087
Board of Housing, Single Family Mortgage Bonds, Series 2020-A-1, 3.50% 2050	3,980	4,226
Board of Housing, Single Family Mortgage Bonds, Series 2021-A-1, 3.00% 2051	6,410	6,710
Board of Housing, Single Family Mortgage Bonds, Series 2022-A, 3.00% 2052	545	574
		32,558

Nebraska 0.62%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.25% 2037	11,275	11,572
Central Plains Energy Project, Gas Supply Rev. Ref. Bonds, Series 2019, 4.00% 2049 (put 2025)	3,650	3,969
County of Douglas, Educational Facs. Rev. Bonds (Creighton University), Series 2021-B, (SIFMA Municipal Swap Index + 0.53%) 0.59% 2035 (put 2026)[2]	8,000	8,031
County of Douglas, Hospital Auth. No. 2 (Children’s Hospital Obligated Group), Health Facs. Rev. and Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	1,000	1,122
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2045	4,340	4,828
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2048	2,300	2,558
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-A, 3.00% 2043	100	101
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044	190	197
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-A, 3.50% 2045	2,185	2,266
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045	1,635	1,686
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-A, 3.50% 2046	4,110	4,269
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	2,865	2,978
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046	85	85
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048	6,620	7,027
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	4,405	4,684
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050	9,495	9,966
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-C, 3.00% 2050	8,455	8,853
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2020-A, 3.50% 2050	3,565	3,791
Omaha Public Power Dist., Electric System Rev. Bonds, Series 2017-A, 5.00% 2030	1,000	1,197
Omaha Public Power Dist., Electric System Rev. Bonds, Series 2017-A, 5.00% 2042	15,000	17,696
Omaha Public Power Dist., Electric System Rev. Bonds, Series 2021-A, 5.00% 2046	11,175	13,784
University of Nebraska Facs. Corp., University Facs. Program Bonds, Series 2021-A, 4.00% 2062	57,950	65,482
		176,142

Nevada 1.17%
Clark County School Dist., Limited Tax G.O. Building and Rev. Ref. Bonds, Series 2017-C, 5.00% 2028	3,105	3,700
Clark County School Dist., Limited Tax G.O. Building and Rev. Ref. Bonds, Series 2017-C, 5.00% 2034	3,615	4,264
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, Assured Guaranty Municipal insured, 3.00% 2024	575	601
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2021-A, 3.00% 2035	11,525	12,076
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2021-A, 3.00% 2036	11,870	12,424
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 4.00% 2039	1,950	2,234
Clark County School Dist., Limited Tax G.O. Building Bonds, Series 2020-A, 4.00% 2040	725	829
County of Clark, Airport System Rev. Bonds (McCarran International Airport), Series 2019-B, 5.00% 2033	9,655	11,877
County of Clark, Airport System Rev. Bonds (McCarran International Airport), Series 2019-B, 5.00% 2041	9,700	11,786
County of Clark, Airport System Rev. Ref. Bonds, Series 2019-D, 5.00% 2022	6,170	6,286
County of Clark, Airport System Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2040	4,000	4,716
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2019-A, 5.00% 2023	3,000	3,171
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2019-A, 5.00% 2024	1,750	1,908
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2033	2,050	2,597
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2034	8,725	11,040
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2035	7,000	8,844
County of Clark, Highway Rev. Ref. Bonds (Motor Vehicle Fuel Tax), Series 2011, 5.00% 2022	7,330	7,468

150	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2015-C, 5.00% 2022	$2,125	$2,165
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2015-C, 5.00% 2026	1,000	1,152
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2015-C, 5.00% 2027	1,000	1,180
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	5,780	5,884
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2030	1,500	1,842
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2032	1,000	1,228
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2012-B, 5.00% 2033	1,885	1,919
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2033	1,000	1,228
County of Clark, Limited Tax G.O. Crossover Rev. Ref. Bonds (Las Vegas Convention and Visitors Auth.), Series 2017-C, 5.00% 2027	3,545	4,203
County of Clark, Limited Tax G.O. Crossover Rev. Ref. Bonds (Las Vegas Convention and Visitors Auth.), Series 2017-C, 5.00% 2029	7,230	8,564
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2032	3,500	4,193
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2033	4,250	5,090
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2034	6,500	7,780
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2035	5,250	6,277
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2036	7,350	8,781
County of Clark, Limited Tax G.O. Stadium Improvement Bonds, Series 2018-A, 5.00% 2048	22,000	25,892
County of Clark, Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2010, 2.10% 2031	5,000	4,778
Housing Division, Multi Unit Housing Rev. Bonds (Pinewood Terrace Apartments), Series 2021, 0.26% 2024 (put 2022)	2,075	2,074
Housing Division, Single Family Mortgage Rev. Bonds, Series 2019-B, 4.00% 2049	5,160	5,523
Housing Division, Single Family Mortgage Rev. Ref. Bonds, Series 2021-A, 3.00% 2051	3,450	3,619
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2040	1,000	1,113
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2045	1,225	1,356
City of Las Vegas, Sales Tax Increment Rev. Bonds, Series 2016, 3.50% 2025[1]	680	680
Las Vegas Convention and Visitors Auth., Convention Center Expansion Rev. Bonds, Series 2018-B, 5.00% 2043	11,250	13,200
Las Vegas Convention and Visitors Auth., Rev. Bonds, Series 2019-B, 5.00% 2022	250	255
Las Vegas Convention and Visitors Auth., Rev. Bonds, Series 2019-B, 5.00% 2023	600	634
Las Vegas Convention and Visitors Auth., Rev. Bonds, Series 2019-B, 5.00% 2024	425	463
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2032	2,000	2,028
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2037	3,500	3,549
Las Vegas Valley Water Dist., Limited Tax G.O. Water Bonds, Series 2012-B, 5.00% 2042	1,000	1,014
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	1,600	1,838
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2032	1,115	1,280
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2033	2,500	2,867
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	3,500	4,013
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2035	2,000	2,292
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2017-A, 4.00% 2038	6,200	6,811
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2041	22,900	26,204
Las Vegas Valley Water Dist., Limited Tax G.O. Water Improvement and Rev. Ref. Bonds, Series 2016-A, 5.00% 2046	25,735	29,298
City of North Las Vegas, Special Improvement Dist. No. 60 (Aliante), Local Improvement Rev. Ref. Bonds, Series 2016, 2.25% 2022	700	709
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,154
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,152

American Funds Tax-Exempt Funds	151

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	$1,000	$1,148
City of Sparks, Nevada Tourism Improvement Dist. No. 1 (Legends at Sparks Marina), Sales Tax Anticipation Rev. Ref. Bonds, Series 2019-A, 2.50% 2024[1]	3,270	3,296
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2022	2,685	2,737
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2023	2,000	2,119
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2024	2,000	2,189
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2028	4,000	4,738
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2029	1,000	1,185
County of Washoe and Cities of Reno and Sparks, Truckee Meadows Water Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2030	1,000	1,182
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)	1,500	1,512
County of Washoe, Reno-Sparks Convention and Visitors Auth., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	3,500	4,230
		335,439

New Hampshire 0.47%
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2031	1,250	1,422
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2035 (preref. 2024)	1,735	1,866
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2042 (preref. 2024)	2,750	2,958
Health and Education Facs. Auth., Rev. Bonds (Southern New Hampshire University), Series 2017, 5.00% 2047 (preref. 2024)	5,500	5,916
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire), Series 2015, 5.00% 2032	2,565	2,877
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire), Series 2015, 5.00% 2033	3,740	4,192
National Fin. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2021-B, 4.00% 2037	935	1,063
National Fin. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2021-B, 4.00% 2038	1,000	1,132
National Fin. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2021-B, 4.00% 2039	1,100	1,244
National Fin. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2021-B, 4.00% 2040	1,050	1,185
National Fin. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2021-B, 4.00% 2041	1,000	1,127
National Fin. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2021-B, Assured Guaranty Municipal insured, 3.00% 2046	10,145	10,171
National Fin. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2021-B, Assured Guaranty Municipal insured, 3.00% 2051	3,390	3,355
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	65,480	73,425
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-B, 4.625% 2042[1]	8,000	8,201
National Fin. Auth., Rev. Bonds (The Lawrenceville School Project), Series 2021-A, 4.00% 2051	6,855	7,766
National Fin. Auth., Senior Living Rev. Ref. Bonds (Springpoint Senior Living, Inc.), Series 2021, 4.00% 2041	2,725	2,917
National Fin. Auth., Senior Living Rev. Ref. Bonds (Springpoint Senior Living, Inc.), Series 2021, 4.00% 2051	3,000	3,172
		133,989

New Jersey 1.65%
Atlantic City, Tax Appeal Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2037	750	868
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Bonds (Cooper Health System Obligated Group Issue), Series 2013-A, 5.75% 2042	1,335	1,391
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2027	1,500	1,607
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2032	1,000	1,068
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2034	1,000	1,068
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2028	2,690	2,905
Econ. Dev. Auth., Cigarette Tax Rev. Ref. Bonds, Series 2012, 5.00% 2024	1,000	1,014

152	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Econ. Dev. Auth., Motor Vehicle Surcharges Rev. Bonds (Special Needs Housing Program), Capital Appreciation Bonds, Series 2007-B, XLCA insured, 0% 2026	$2,085	$1,923
Econ. Dev. Auth., Rev. Bonds (Provident Group - Kean Properties LLC - Kean University Student Housing Project), Series 2017-A, 5.00% 2050	590	628
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2028	950	1,114
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	1,500	1,754
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,169
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2037	3,250	3,800
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2042	4,500	5,252
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Rowan Properties LLC - Rowan University Student Housing Project), Series 2015-A, 5.00% 2048	4,000	4,137
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2027	1,000	1,168
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2029	2,000	2,319
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2016-BBB, 5.50% 2030 (preref. 2026)	1,000	1,192
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2031 (preref. 2027)	1,500	1,774
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2032 (preref. 2027)	1,000	1,182
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2033	1,500	1,726
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2038	2,000	2,340
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2043	3,500	4,065
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 4.00% 2046	2,080	2,275
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2015-XX, 5.00% 2025	7,500	8,378
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2014-PP, 5.00% 2027 (preref. 2024)	1,525	1,661
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2013-I, (SIFMA Municipal Swap Index + 1.60%) 1.66% 2028[2]	5,000	5,053
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 5.00% 2044	3,000	3,511
Econ. Dev. Auth., Transportation Project Sublease Rev. Bonds (New Jersey Transit Corp. Projects), Series 2017-A, 5.00% 2027	1,185	1,394
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2033	1,500	1,754
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Ramapo College of New Jersey Issue), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2034	3,540	4,136
Educational Facs. Auth., Rev. and Rev. Ref. Bonds (Stockton University Issue), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	1,125	1,294
Educational Facs. Auth., Rev. Bonds (Stevens Institute of Technology Issue), Series 2017-A, 5.00% 2030	2,555	2,957
Educational Facs. Auth., Rev. Bonds (Stevens Institute of Technology Issue), Series 2017-A, 5.00% 2031	2,740	3,162
Educational Facs. Auth., Rev. Green Bonds (Stevens Institute of Technology Issue), Series 2020-A, 5.00% 2045	3,500	4,161
Educational Facs. Auth., Rev. Ref. Bonds (Kean University Issue), Series 2015-H, Assured Guaranty Municipal insured, 5.00% 2027	1,865	2,082
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 4.00% 2043	2,000	2,182
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2025 (escrowed to maturity)	1,000	1,124
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2026 (escrowed to maturity)	1,000	1,155
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2030 (preref. 2026)	500	577
Health Care Facs. Fncg. Auth., Rev. Bonds (AtlantiCare Health System Obligated Group Issue), Series 2021, 5.00% 2034	1,375	1,743
Health Care Facs. Fncg. Auth., Rev. Bonds (AtlantiCare Health System Obligated Group Issue), Series 2021, 4.00% 2035	750	875
Health Care Facs. Fncg. Auth., Rev. Bonds (AtlantiCare Health System Obligated Group Issue), Series 2021, 3.00% 2038	2,500	2,563
Health Care Facs. Fncg. Auth., Rev. Bonds (AtlantiCare Health System Obligated Group Issue), Series 2021, 3.00% 2039	2,000	2,044
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2031	1,000	1,151
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2032	1,310	1,506
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2033	1,670	1,919

American Funds Tax-Exempt Funds	153

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Health Care Facs. Fncg. Auth., Rev. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2021-A, 4.00% 2045	$3,790	$4,316
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2031	500	571
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2035	500	570
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2035	1,000	1,139
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2036	1,000	1,138
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2037	1,000	1,137
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2038	1,250	1,419
Health Care Facs. Fncg. Auth., Rev. Bonds (Valley Health System Obligated Group), Series 2019, 4.00% 2044	3,000	3,363
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Barnabas Health Issue), Series 2012-A, 5.00% 2025 (preref. 2022)	1,000	1,019
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2032	1,000	1,174
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2035	1,250	1,464
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2037	1,000	1,171
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2039	2,500	2,920
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (Hackensack Meridian Health Obligated Group Issue), Series 2017-A, 5.00% 2057	1,000	1,157
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 5.00% 2031	6,830	7,876
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 5.00% 2033	7,000	8,066
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2016-A, 5.00% 2043	6,150	7,041
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2011, 6.00% 2026	1,100	1,103
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2019-A, 2.375% 2029	1,240	1,251
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Browns Woods Apartments Project), Series 2021-A, 1.25% 2024 (put 2023)	3,030	3,035
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Riverside Senior Apartments Project), Series 2019-D, 1.35% 2022 (put 2022)	2,875	2,883
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048	27,180	29,494
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	17,200	18,777
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-E, 3.50% 2051	11,735	12,451
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-H, 3.00% 2052	16,825	17,707
Rutgers State University, G.O. Rev. Ref. Bonds, Series 2009-F, 5.00% 2028	7,000	7,371
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2012-A, 5.00% 2028	70	72
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2030	1,010	1,100
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2039	4,750	5,137
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2024	4,220	4,584
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2025	3,330	3,725
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-B, 3.20% 2027	2,750	2,772
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2029	1,575	1,882
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2030	5,000	5,952
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2032	7,000	8,278
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2033	5,000	5,907
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.25% 2046	3,600	4,106
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2022	1,500	1,525
Transportation Trust Fund Auth., Federal Highway Reimbursement Rev. Ref. Bonds, Series 2018-A, 5.00% 2030	3,500	3,998
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2012-AA, 5.00% 2024	2,430	2,470
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2037	2,400	2,691
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-AA, 5.00% 2037	1,000	1,172
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2038	3,500	3,911
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2040	1,000	1,111
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2041	1,500	1,661
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2042	6,500	7,168
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-BB, 5.00% 2044	1,000	1,161
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2045	8,820	9,671
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 5.00% 2045	2,310	2,742

154	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2046	$12,885	$14,035
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-AA, 5.00% 2046	2,500	2,895
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2050	10,000	10,861
Transportation Trust Fund Auth., Transportation System Bonds, Series 2006-A, Assured Guaranty Municipal insured, 5.50% 2023	10,000	10,832
Transportation Trust Fund Auth., Transportation System Bonds, Series 2006-A, Assured Guaranty Municipal insured, 5.50% 2023	1,985	2,142
Transportation Trust Fund Auth., Transportation System Bonds, Series 2004-A, FGIC-National insured, 5.75% 2025	5,580	6,370
Transportation Trust Fund Auth., Transportation System Bonds, Series 2018-A, 5.00% 2030	1,590	1,887
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2039	1,000	1,184
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, 0% 2025	5,230	4,877
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2026	3,500	3,185
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, National insured, 0% 2027	10,540	9,330
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2027	3,785	3,386
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, National insured, 0% 2031	9,000	7,029
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, Assured Guaranty Municipal insured, 0% 2033	20,300	15,264
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, Assured Guaranty Municipal insured, 0% 2034	16,880	12,295
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2008-A, 0% 2037	6,090	3,720
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, BAM Insured, 0% 2038	7,965	5,053
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, 0% 2039	1,500	845
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2040	30,765	16,623
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028	4,175	4,789
Turnpike Auth., Turnpike Rev. Bonds, Series 2017-C-6, (1-month USD-LIBOR x 0.70 + 0.75%) 0.821% 2030 (put 2023)[2]	10,000	10,016
		473,148

New Mexico 0.39%
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan and Four Corners Projects), Series 2016-B, 2.15% 2033	1,210	1,148
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-C, 1.15% 2040 (put 2024)	12,000	11,978
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)	1,750	1,747
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2017-A, 4.00% 2035	2,900	3,193
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2017-A, 4.00% 2037	4,000	4,401
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2012-A, 5.00% 2042	4,010	4,101
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-A, 5.00% 2044	5,860	7,110
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2015-A, 5.00% 2044	3,000	3,345
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2017-A, 5.00% 2046	5,000	5,832
Hospital Equipment Loan Council, Hospital System Rev. Bonds (Presbyterian Healthcare Services), Series 2019-B, 5.00% 2049 (put 2025)	5,000	5,622
Hospital Equipment Loan Council, Rev. Ref. Bonds (Haverland Charter Lifestyle Group), Series 2012, 5.00% 2032	1,415	1,441
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2017-B-1, Class I, 3.75% 2048	2,450	2,596
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-B-1, Class I, 4.00% 2049	5,865	6,254

American Funds Tax-Exempt Funds	155

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Mexico (continued)
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-A-1, Class I, 4.00% 2049	$3,385	$3,619
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-C, Class I, 4.00% 2049	1,725	1,841
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-F-1, Class I, 3.50% 2050	6,225	6,607
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-D, Class I, 3.75% 2050	5,085	5,426
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050	1,130	1,213
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050	1,035	1,116
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2020-A, Class I, 3.50% 2051	3,965	4,213
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-D, Class I, 3.00% 2052	20,000	21,030
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-A, Class I, 3.00% 2052	4,750	4,979
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	1,950	2,048
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-B, 2.25% 2024	600	600
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-B-1, 2.625% 2025	1,000	1,001
		112,461

New York 12.62%
Town of Amherst, Dev. Corp., Student Housing Fac. Rev. Ref. Bonds (UBF Faculty-Student Housing Corp. - Greiner and Hadley Rev. Ref. Projects at SUNY Buffalo), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	1,460	1,719
Town of Amherst, Dev. Corp., Student Housing Fac. Rev. Ref. Bonds (UBF Faculty-Student Housing Corp. - Greiner and Hadley Rev. Ref. Projects at SUNY Buffalo), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2031	1,055	1,239
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2022	1,460	1,487
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	2,670	3,109
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	5,975	7,032
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	8,085	9,456
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	5,840	6,758
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2032	1,035	1,129
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2033	1,085	1,181
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2034	1,000	1,087
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2042	61,760	69,801
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 3.00% 2043	4,260	4,329
County of Broome, Local Dev. Corp., Rev. Bonds (United Health Services Hospitals, Inc. Project), Series 2020, 4.00% 2050	750	828
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2040	1,500	1,608
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2037	925	586
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2038	1,390	849
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2039	2,300	1,355
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2045	1,000	468
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2054	24,390	8,072
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, BAM insured, 0% 2054	1,965	687
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2055	11,665	3,720
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2056	3,500	1,105

156	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2043	$750	$832
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2031	1,000	1,121
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2033	7,500	8,404
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2040	500	559
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2031	1,255	1,459
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2032	2,250	2,614
Dormitory Auth., Rev. Bonds (New York University), Series 2018-A, 5.00% 2031	1,000	1,213
Dormitory Auth., Rev. Bonds (New York University), Series 2018-A, 5.00% 2036	1,500	1,818
Dormitory Auth., Rev. Bonds (New York University), Series 2018-A, 5.00% 2038	2,000	2,422
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2031[1]	500	555
Dormitory Auth., Rev. Bonds (School Dist. Rev. Bond Fncg. Program), Series 2016-E, BAM insured, 5.00% 2026	1,000	1,151
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2038	1,070	1,209
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2043	1,200	1,346
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2049	2,625	2,921
Dormitory Auth., State Personal Income Tax Rev. Bonds (Education), Series 2014-C, FHA insured, 5.00% 2024 (escrowed to maturity)	5,510	5,972
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2027	1,400	1,643
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2030	2,500	2,695
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2032	1,500	1,743
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2015-A, 5.00% 2034	4,390	4,868
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2035	17,005	19,913
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2036	2,000	2,444
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2037	15,995	18,291
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2037	1,685	2,058
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2038	10,695	12,187
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2038	6,000	6,770
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2039	5,000	5,680
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2039	1,775	2,000
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2039	1,000	1,144
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2040	12,475	14,014
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2040	6,135	7,460
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2018-A, 5.00% 2040	2,000	2,405
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2041	43,585	44,454
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2041	8,000	9,728
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2042	14,930	15,207
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2042	6,860	8,338
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2043	20,000	22,466
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2043	15,100	18,296
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2044	10,000	12,099
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2045	14,180	15,859
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2046	1,300	1,566
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2047	77,785	86,080
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2047	11,000	12,249
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2047	15,500	18,656
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-E, 4.00% 2048	20,000	22,554
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2048	5,000	5,562
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 4.00% 2049	20,075	22,184
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2017-B, 5.00% 2033	4,000	4,669
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2034	10,000	11,935
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2038	3,690	3,979
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2040	1,035	1,230
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2045	1,480	1,751
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2048	1,200	1,434
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 4.00% 2041	1,250	1,363
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 5.00% 2046	1,925	2,204
County of Erie, Industrial Dev. Agcy., School Fac. Rev. Ref. Bonds (City School Dist. of the City of Buffalo Project), Series 2012-A, 5.00% 2025	1,000	1,011
County of Erie, Industrial Dev. Agcy., School Fac. Rev. Ref. Bonds (City School Dist. of the City of Buffalo Project), Series 2013-A, 5.00% 2026	6,000	6,308

American Funds Tax-Exempt Funds	157

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
County of Erie, Industrial Dev. Agcy., School Fac. Rev. Ref. Bonds (City School Dist. of the City of Buffalo Project), Series 2013-A, 5.00% 2027	$3,000	$3,154
Housing Fin. Agcy., 15 Hudson Yards Housing Rev. Bonds, Series 2020-A, 1.65% 2039	7,047	6,497
Housing Fin. Agcy., Affordable Housing Rev. Bonds, Series 2017-M, 3.65% 2042	1,250	1,308
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-I, 1.75% 2024	1,900	1,901
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-J, 0.75% 2025	5,000	4,937
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-2, 0.75% 2025	1,500	1,471
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 1.10% 2026	1,000	987
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-1, 1.65% 2030	1,135	1,088
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 2.60% 2034	2,260	2,291
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 2.00% 2035	1,060	999
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-1, 2.10% 2035	5,900	5,541
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-1, 2.10% 2035	4,100	3,873
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2017-D, 3.95% 2037	1,000	1,059
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)	3,140	3,051
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-J-2, 1.00% 2061 (put 2026)	5,500	5,341
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-K-2, 1.00% 2061 (put 2026)	2,755	2,675
Town of Huntington, Local Dev. Corp. Rev. Bonds (Gurwin Independent Housing, Inc. / Fountaingate Gardens Project), Series 2021-C, 3.00% 2025	1,725	1,712
Liberty Dev. Corp., Liberty Rev. Ref. Bonds, Series 2021-WTC-1, 3.00% 2042	5,000	5,080
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (7 World Trade Center Project), Series 2012, 5.00% 2043	4,000	4,022
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 2.10% 2032	5,680	5,445
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 2.20% 2033	10,390	9,995
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 3.00% 2051	9,865	9,668
Long Island Power Auth., Electric System General Rev. Bonds, Series 2021, 1.00% 2025	22,320	21,874
Long Island Power Auth., Electric System General Rev. Bonds, Series 2003-C, CIFG insured, 5.25% 2029	4,000	4,986
Long Island Power Auth., Electric System General Rev. Bonds, Series 2016-B, 5.00% 2032	6,000	6,914
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.821% 2033 (put 2023)[2]	47,600	47,607
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.821% 2033 (put 2023)[2]	21,350	21,353
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2034	5,000	6,106
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-A, 5.00% 2034	1,500	1,641
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2035	1,200	1,507
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2036	1,500	1,880
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2037	2,000	2,440
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2037	1,000	1,253
Long Island Power Auth., Electric System General Rev. Bonds, Series 2020-A, 5.00% 2038	1,450	1,811
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2038	1,000	1,217
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-A, 5.00% 2039	3,995	4,350
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2039	2,465	2,996
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042 (preref. 2022)	2,320	2,381
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042 (preref. 2022)	1,190	1,221
Long Island Power Auth., Electric System General Rev. Bonds, Series 2012-A, 5.00% 2042	90	92
Metropolitan Transportation Auth., Dedicated Tax Fund Green Bonds, Series 2016-B-1, 5.00% 2036	5,000	5,788
Metropolitan Transportation Auth., Hudson Rail Yards Trust Obligations, Series 2016-A, 5.00% 2051	7,500	7,518
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2024	410	451
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-C-1, 5.00% 2035	6,000	6,641
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2035	1,625	1,777
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2036	2,830	3,097
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2040	1,000	1,094
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2021-A-2, 4.00% 2041	2,000	2,187
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-A-3, (SIFMA Municipal Swap Index + 0.50%) 0.56% 2042 (put 2022)[2]	7,500	7,501
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2021-A-2, 4.00% 2042	17,500	19,092
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2017-D, 4.00% 2042	13,360	14,292
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2021-A-2, 4.00% 2043	6,330	6,889
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.51% 2044 (put 2022)[2]	7,500	7,506
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-B, 5.00% 2044	11,000	11,739
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2045	24,145	26,268
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	8,450	10,265
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-1, 5.00% 2027	1,065	1,204

158	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2017-A-1, 5.00% 2032	$1,500	$1,705
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-A-1, 4.00% 2040	6,000	6,516
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-1, 5.00% 2043	3,000	3,548
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2021-A-1, 4.00% 2045	3,955	4,281
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-C, Assured Guaranty Municipal insured, 4.00% 2045	3,550	3,925
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 4.75% 2045	12,900	14,804
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2021-A-1, 4.00% 2046	20,975	22,648
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2047	10,500	11,280
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2048	2,225	2,389
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-3, 4.00% 2049	25,405	27,259
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-B, 4.00% 2050	7,525	8,011
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.00% 2050	12,925	15,035
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-B, 5.00% 2052	3,930	4,516
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-A-1, BAM insured, 4.00% 2053	12,320	13,735
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.25% 2055	3,700	4,375
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-1, 5.25% 2056	2,500	2,808
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-D, 5.00% 2024	8,000	8,256
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-C-1, 5.00% 2026	4,535	5,114
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-F, 5.00% 2027	2,230	2,506
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2015-C-1, 5.00% 2027	2,145	2,411
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-D, 5.00% 2027	1,510	1,730
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2014-A-2, 5.00% 2028 (preref. 2023)	3,000	3,218
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-D, 5.00% 2029	7,000	7,212
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-F, 5.00% 2030	10,000	10,304
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2020-E, 5.00% 2030	5,000	6,123
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-D, 5.00% 2030	2,720	3,079
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-1, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	5,000	4,996
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[2]	4,215	4,212
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-D, 5.00% 2032	3,105	3,199
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2017-D, 5.00% 2033	2,225	2,579
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2017-D, 5.00% 2035	4,885	5,670
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-B, 4.00% 2036	1,010	1,083
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2017-D, 4.00% 2046	3,975	4,224
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2024	4,330	4,759
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2025	4,500	5,076
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2026	10,000	11,510
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2026	1,000	1,151
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2028	8,695	10,269
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2029	5,940	7,172
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2029	2,805	3,276
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2030	1,000	1,163
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2030	1,000	1,142
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2031	1,000	1,161
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2032	2,920	3,513
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2033	1,000	1,159
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2034	2,500	2,714
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2034	2,335	2,709
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2035	5,000	5,416
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2036	3,000	3,243
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2038	1,000	1,077
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 4.00% 2045	2,980	3,214
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2019-A-2, 5.00% 2045	25,000	29,001
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2027	1,500	1,333
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2029	3,490	2,927
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2032	12,315	9,400
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 205, 4.00% 2040	1,130	1,189
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 48, 2.625% 2041	75	76

American Funds Tax-Exempt Funds	159

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	$2,735	$2,843
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	12,975	13,597
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	4,050	4,192
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	3,510	3,665
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 54, 4.00% 2047	8,210	8,615
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 208, 4.00% 2048	16,890	17,797
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 223, 3.50% 2049	2,440	2,550
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 227, 3.25% 2050	7,780	8,211
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 239, 3.25% 2051	1,640	1,750
County of Nassau, G.O. General Improvement Bonds, Series 2016-B, 5.00% 2023	510	544
County of Nassau, G.O. General Improvement Bonds, Series 2017-B, 5.00% 2030	2,760	3,204
County of Nassau, G.O. General Improvement Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2035	2,250	2,694
County of Nassau, G.O. General Improvement Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2042	2,000	2,381
New York City G.O. Bonds, Series 2013-H, 5.00% 2023	2,625	2,788
New York City G.O. Bonds, Series 2014-G, 5.00% 2023	2,500	2,655
New York City G.O. Bonds, Series 2012-G, 5.00% 2023 (preref. 2022)	1,045	1,053
New York City G.O. Bonds, Series 2013-J, 5.00% 2023	550	584
New York City G.O. Bonds, Series 2015-A, 5.00% 2024	5,500	6,029
New York City G.O. Bonds, Series 2018-A, 5.00% 2026	9,000	10,401
New York City G.O. Bonds, Series 2016-A, 5.00% 2026	8,000	9,045
New York City G.O. Bonds, Series 2017-C, 5.00% 2026	5,000	5,778
New York City G.O. Bonds, Series 2018-C, 5.00% 2026	1,500	1,734
New York City G.O. Bonds, Series 2017-C, 5.00% 2028	2,200	2,574
New York City G.O. Bonds, Series 2018-A, 5.00% 2028	2,000	2,375
New York City G.O. Bonds, Series 2015-C, 5.00% 2028	1,000	1,110
New York City G.O. Bonds, Series 2018-C, 5.00% 2029	4,800	5,777
New York City G.O. Bonds, Series 2015-C, 5.00% 2030	9,000	9,980
New York City G.O. Bonds, Series 2018-C, 5.00% 2030	8,075	9,696
New York City G.O. Bonds, Series 2015-D, 5.00% 2030	2,560	2,839
New York City G.O. Bonds, Series 2014-J, 5.00% 2030	2,000	2,188
New York City G.O. Bonds, Series 2017-A-1, 5.00% 2030	815	942
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2031	5,000	6,296
New York City G.O. Bonds, Series 2018-C, 5.00% 2031	3,620	4,338
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2031	2,000	2,518
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2032	6,365	7,964
New York City G.O. Bonds, Series 2015-C, 5.00% 2032	3,500	3,877
New York City G.O. Bonds, Series 2018-E-1, 5.00% 2032	2,575	3,089
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2032	2,000	2,512
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2032	1,500	1,751
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2033	2,000	2,503
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2033	1,130	1,393
New York City G.O. Bonds, Series 2019-E, 5.00% 2033	1,000	1,214
New York City G.O. Bonds, Series 2015-C, 5.00% 2033	1,000	1,107
New York City G.O. Bonds, Series 2008-L-5, 5.00% 2034	3,710	4,669
New York City G.O. Bonds, Series 2019-E, 5.00% 2034	2,250	2,725
New York City G.O. Bonds, Series 2006-I-A, 5.00% 2034	2,000	2,493
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2034	1,000	1,266
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2034	1,000	1,164
New York City G.O. Bonds, Series 2018-B-1, 5.00% 2035	2,950	3,479
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2035	1,000	1,258
New York City G.O. Bonds, Series 2006-J-2, Assured Guaranty Municipal insured, 0.21% 2036[2]	2,625	2,625
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2036	8,750	10,708
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2036	4,000	4,929
New York City G.O. Bonds, Series 2021-C, 4.00% 2037	2,620	2,968
New York City G.O. Bonds, Series 2018-E-1, 5.00% 2037	6,345	7,574
New York City G.O. Bonds, Series 2019-D-1, 5.00% 2037	5,000	6,081
New York City G.O. Bonds, Series 2013-F-1, 5.00% 2037 (preref. 2023)	2,970	3,106
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2037	2,500	2,895
New York City G.O. Bonds, Series 2018-F-1, 5.00% 2037	2,000	2,392
New York City G.O. Bonds, Series 2017-A-1, 5.00% 2037	2,000	2,297
New York City G.O. Bonds, Series 2013-F-1, 5.00% 2037	30	31

160	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City G.O. Bonds, Series 2021-A-1, 4.00% 2038	$5,880	$6,698
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2038	7,500	9,141
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2038	7,500	9,117
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2038	1,500	1,736
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2039	2,000	2,241
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2039	8,840	10,730
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2039	6,810	8,289
New York City G.O. Bonds, Series 2021-A-1, 4.00% 2040	6,970	7,900
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2040	2,500	2,797
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2040	7,000	8,488
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2041	8,000	8,917
New York City G.O. Bonds, Series 2020-A-1, 5.00% 2041	12,400	14,999
New York City G.O. Bonds, Series 2017-B-1, 5.00% 2041	1,500	1,734
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2042	5,000	5,555
New York City G.O. Bonds, Series 2021-A-1, 4.00% 2042	2,000	2,258
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2042	6,000	7,270
New York City G.O. Bonds, Series 2017-B-1, 4.00% 2043	1,835	2,024
New York City G.O. Bonds, Series 2020-A-1, 5.00% 2043	10,000	12,050
New York City G.O. Bonds, Series 2020-B-1, 5.00% 2043	5,000	6,046
New York City G.O. Bonds, Series 2021-F-1, 5.00% 2043	4,430	5,414
New York City G.O. Bonds, Series 2020-D-1, 5.00% 2043	2,000	2,408
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2044	5,000	5,538
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)	1,535	1,717
New York City G.O. Bonds, Series 2021-F-1, 4.00% 2047	1,755	1,950
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2047	25,000	30,526
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2050	38,370	42,188
New York City Health and Hospitals Corp., Health System Bonds, Series 2013-A, 5.00% 2022	1,125	1,127
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2029	3,245	3,973
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2030	2,710	3,379
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	5,260	5,340
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	4,980	4,889
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-1, 2.10% 2035	5,000	4,751
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-C-1, 3.55% 2042	8,000	8,340
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-A-1-A, 3.85% 2042	2,000	2,120
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	8,725	8,850
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	7,550	7,600
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)	5,615	5,512
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-1, 2.10% 2036	6,000	5,588
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds, Series 2021-F-2, 0.60% 2061 (put 2025)	6,715	6,496
New York City Industrial Dev. Agcy., PILOT Rev. Bonds (Yankee Stadium Project), Series 2009-A, Assured Guaranty insured, 0% 2032	3,365	2,634
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2028	1,000	1,185
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2029	2,500	3,010
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,224
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2031	1,125	1,398
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2032	500	578
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2033	500	524

American Funds Tax-Exempt Funds	161

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2046	$7,125	$7,237
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2034	3,150	3,296
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	9,800	10,955
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	2,000	2,198
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-CC-3, 5.00% 2032	10,000	12,780
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-EE, 5.00% 2033	4,560	5,367
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-EE, 5.00% 2037	3,000	3,518
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-EE, 5.00% 2040	5,000	5,931
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-2, 4.00% 2042	19,910	22,635
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-EE, 4.00% 2042	20,000	22,597
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-DD-3, 4.00% 2042	7,750	8,756
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-2, 4.00% 2042	3,335	3,791
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-1, 5.00% 2044	4,240	5,318
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-BB-1, 5.00% 2046	12,670	14,771
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-DD, 5.00% 2047	6,000	6,854
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2013-BB, 5.00% 2047	5,000	5,189
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-CC-1, 5.00% 2048	8,000	9,300
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-DD-1, 5.00% 2048	1,500	1,761
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2019-DD-1, 5.00% 2049	9,000	10,782
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-DD-1, 4.00% 2050	17,800	19,868
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 4.00% 2050	9,735	10,866
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-BB-1, 4.00% 2050	9,250	10,382
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-1, 4.00% 2050	3,930	4,411
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 5.00% 2050	16,310	19,707
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA, 5.00% 2050	3,000	3,664
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-1, 4.00% 2051	36,580	41,192
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-CC-3, 4.00% 2051	3,500	3,941
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-CC-3, 5.00% 2051	25,000	30,770
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2016-S-1, 5.00% 2029	5,000	5,687
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2013-S-1, 5.00% 2033	1,825	1,861
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-3, 5.00% 2037	10,000	12,077
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2034	4,000	4,834
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-3, 5.00% 2035	5,000	6,029
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-2, 5.00% 2034	4,000	4,834
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-1, 5.00% 2035	3,295	3,888

162	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2035	$3,000	$3,536
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2021-S-1-A, 4.00% 2037	9,000	10,426
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-1, 4.00% 2037	5,135	5,817
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2037	19,250	23,247
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-3, 5.00% 2038	4,000	4,824
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-3, 5.00% 2033	4,320	5,225
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2021-S-1-A, 4.00% 2040	2,000	2,299
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-1, 5.00% 2043	10,000	11,984
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-C, 5.00% 2027	5,000	5,603
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-F-1, 5.00% 2028	1,500	1,562
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-E-1, 5.00% 2031	5,000	5,549
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-C, 5.00% 2031	3,750	4,412
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 5.00% 2032	3,665	4,621
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-B-1, 5.00% 2033	10,000	11,799
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2033	5,000	6,390
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-1, 5.00% 2034	8,000	8,996
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2034	5,000	6,370
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2034	5,000	6,273
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-C-1, 5.00% 2034	5,000	6,119
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-F-1, 5.00% 2034	5,000	5,861
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 5.00% 2034	1,175	1,455
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2035	5,170	5,964
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-A-2, 5.00% 2035	10,000	11,775
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2035	6,000	7,243
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-1, 5.00% 2035	5,000	6,036
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-F-1, 5.00% 2035	5,000	5,856
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-A-1, 5.00% 2035	1,000	1,141
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2036	1,200	1,382
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-1, 5.00% 2036	4,000	4,492
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2036	2,000	2,500
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-F-1, 5.00% 2036	1,000	1,041
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A, 3.00% 2037	11,000	11,247
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-B-1, 4.00% 2037	2,800	3,069
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2037	1,000	1,149
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2037	5,000	6,244
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2037	3,000	3,617
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2037	2,000	2,496
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-1, 5.00% 2037	2,000	2,245
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-B-1, 4.00% 2038	8,170	9,397
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2038	5,880	6,730
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2038	3,500	4,006
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2038	3,000	3,429
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2038	9,660	11,636
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A, 3.00% 2039	3,500	3,563
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2022-C-1, 4.00% 2039	12,310	14,139
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2039	5,000	5,702
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2039	4,910	5,611
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2039	3,500	4,000
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 4.00% 2039	2,455	2,786
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2040	4,000	4,550
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2040	3,000	3,423
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2040	1,000	1,141
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-2, 5.00% 2040	53,000	64,438
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2041	8,815	10,013
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2041	1,000	1,139
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2041	5,000	6,203
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-B-1, 4.00% 2042	44,185	50,333
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 4.00% 2042	8,000	9,061
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2022-C-1, 4.00% 2042	5,000	5,704
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-3, 4.00% 2042	1,510	1,692
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-B-1, 4.00% 2042	1,350	1,488
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2042	1,500	1,800
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2022-C-1, 4.00% 2043	12,640	14,383

American Funds Tax-Exempt Funds	163

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 4.00% 2043	$10,000	$11,255
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2043	7,000	7,940
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-3, 4.00% 2043	2,900	3,242
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-E-1, 5.00% 2043	2,500	2,882
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-B-1, 4.00% 2045	22,975	25,983
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 4.00% 2045	20,135	22,753
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 4.00% 2045	6,500	7,345
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-B-1, 5.00% 2045	3,035	3,529
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2046	10,500	11,837
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 4.00% 2047	1,000	1,125
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-C-1, 3.00% 2048	6,000	5,968
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-B-1, 4.00% 2048	15,960	17,959
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2022-C-1, 4.00% 2051	28,845	32,507
New York City Trust for Cultural Resources, Rev. Ref. Bonds (Lincoln Center for the Performing Arts, Inc.), Series 2020-A, 4.00% 2034	1,000	1,145
County of Onondaga, Trust for Cultural Resources, Rev. Bonds, Series 2019, 5.00% 2040	4,000	4,898
County of Onondaga, Trust for Cultural Resources, Rev. Bonds, Series 2019, 4.00% 2049	5,000	5,600
Port Auth., Consolidated Bonds, Series 212, 4.00% 2037	2,000	2,262
Port Auth., Consolidated Bonds, Series 212, 4.00% 2038	4,000	4,510
Port Auth., Consolidated Bonds, Series 212, 4.00% 2039	3,360	3,781
Power Auth., Rev. Bonds, Series 2020-A, 4.00% 2055	91,210	101,816
Power Auth., Rev. Bonds, Series 2020-A, 4.00% 2060	37,790	42,034
Public Housing Capital Fund Rev. Trust II, Trust Certs., Series 2012, 4.50% 2022[1]	92	93
County of Rockland, G.O. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022	1,250	1,255
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 4.00% 2023	250	263
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 4.00% 2024	250	269
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 4.00% 2025	275	301
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2029	1,000	1,154
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-A, 5.00% 2029	180	208
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2034	1,000	1,142
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-A, 5.00% 2034	165	188
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2040	1,050	1,190
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-A, 5.00% 2040	175	198
County of Suffolk, G.O. Rev. Ref. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,140
Thruway Auth., General Rev. Bonds, Series 2020-N, 5.00% 2034	5,000	6,172
Thruway Auth., General Rev. Bonds, Series 2020-N, 4.00% 2045	5,000	5,548
Thruway Auth., General Rev. Bonds, Series 2020-N, 4.00% 2047	7,500	8,294
Thruway Auth., General Rev. Bonds, Series 2020-N, 3.00% 2050	1,005	1,014
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2032	5,000	5,680
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2037	7,000	7,808
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2038	11,260	12,521
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2039	4,000	4,439
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2041	3,500	3,964
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2045	4,000	4,387
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2046	8,500	9,562
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.00% 2051	1,600	1,791
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.25% 2056	3,250	3,683
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2028	1,500	1,793
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2029	2,000	2,401
Thruway Auth., General Rev. Ref. Bonds, Series 2018-L, 5.00% 2030	1,700	2,033
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2036	3,995	4,581
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2041	7,225	8,180
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2042	10,000	11,298
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2044	10,000	11,251

164	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2047	$20,000	$22,371
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2055	15,000	16,668
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2056	40,000	44,413
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2058	5,000	5,543
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2022	850	878
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2031	1,200	1,450
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2032	1,100	1,332
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2034	2,985	3,603
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2036	5,700	6,864
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 4.00% 2039	1,800	1,988
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 4.00% 2041	5,830	6,398
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-A, 5.00% 2033	2,395	2,814
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-A, 5.00% 2034	960	1,128
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-A, 5.00% 2035	1,000	1,175
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2020-A, 5.00% 2049	18,000	21,916
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2021-A, 5.00% 2051	14,000	17,140
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2020-A, 5.00% 2054	9,750	11,832
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2021-A, 5.00% 2056	15,240	18,590
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2013-A, 5.00% 2023	2,500	2,629
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2005-B-4A, 0.413% 2032 (put 2024)[2]	5,400	5,402
Triborough Bridge and Tunnel Auth., General Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2017-B, 5.00% 2033	3,000	3,525
Triborough Bridge and Tunnel Auth., Payroll Mobility Tax Rev. Ref. Bonds (MTA Bridges and Tunnels), Series 2021-A-2, 2.00% 2045 (put 2024)	500	509
Triborough Bridge and Tunnel Auth., Rev. Ref. Bonds (MTA Bridges and Tunnels), Capital Appreciation Bonds, Series 2013-A, 0% 2032	3,095	2,355
City of Troy, Capital Resource Corp., Rev. Bonds (Rensselaer Polytechnic Institute Project), Series 2015, 5.00% 2027	800	905
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2032	1,750	2,162
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2033	1,250	1,544
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2034	1,750	2,159
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2035	1,250	1,540
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2039	1,500	1,839
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 4.00% 2040	1,750	1,998
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2024	4,000	4,325
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2028	750	860
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2029	1,000	1,144
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2030	3,500	4,000
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-C-2, 5.00% 2031	13,525	16,039
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2031	4,500	5,143
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-C-2, 5.00% 2034	7,500	8,868
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2034	5,000	5,387
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-A, 5.00% 2034	1,000	1,169
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2035	1,990	2,266
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-C, 5.00% 2036	9,000	10,631
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2037	1,000	1,202
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2038	1,130	1,397
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2039	5,000	5,659

American Funds Tax-Exempt Funds	165

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2039	$2,000	$2,263
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2039	2,500	2,996
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2041	39,165	44,152
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2042	3,100	3,795
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2044	12,000	14,230
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2044	5,000	6,098
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2045	5,445	6,085
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2045	2,500	2,794
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 4.00% 2047	1,000	1,100
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2047	12,255	14,855
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 4.00% 2049	18,000	20,028
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2050	6,500	6,606
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2050	3,000	3,629
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2037	17,495	20,195
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 5.00% 2038	2,000	2,464
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 5.00% 2039	6,500	7,998
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2021-A, 3.00% 2040	18,500	18,921
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 4.00% 2043	2,000	2,243
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 4.00% 2046	1,750	1,950
Utility Debt Securitization Auth., Restructuring Bonds, Series 2013-TE, 5.00% 2030	2,500	2,682
Utility Debt Securitization Auth., Restructuring Bonds, Series 2016-B, 5.00% 2034	1,000	1,149
Utility Debt Securitization Auth., Restructuring Bonds, Series 2016-B, 5.00% 2035	750	860
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2038	5,000	5,909
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2041	20,000	23,564
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe Limited Partnership Project), Series 2021, 0.28% 2024 (put 2023)	12,985	12,897
County of Westchester, Local Dev. Corp., Rev. Bonds (Senior Learning Community, Inc.), Series 2021-D, 2.875% 2026[1]	3,590	3,582
		3,619,450

North Carolina 0.93%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)	5,430	5,414
Capital Facs. Fin. Agcy., Rev. Ref. Bonds (Johnson & Wales University), Series 2013-A, 5.00% 2022	740	745
City of Charlotte, Water and Sewer System Rev. Ref. Bonds, Series 2020, 3.00% 2039	3,250	3,463
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)	1,250	1,239
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, FGIC-National insured, 6.00% 2025 (escrowed to maturity)	8,225	9,349
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, National insured, 6.00% 2026 (escrowed to maturity)	2,500	2,944
Eastern Municipal Power Agcy., Power System Rev. Ref. Bonds, Series 1993-B, 6.00% 2026 (escrowed to maturity)	1,990	2,348
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)	3,110	3,084
Grant Anticipation Rev. Vehicle Bonds, Series 2015, 5.00% 2030	3,000	3,330
Grant Anticipation Rev. Vehicle Bonds, Series 2021, 5.00% 2033	1,250	1,582
Grant Anticipation Rev. Vehicle Bonds, Series 2021, 4.00% 2034	7,000	8,170
Grant Anticipation Rev. Vehicle Bonds, Series 2021, 4.00% 2035	13,910	16,157
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-D, 5.00% 2049 (put 2031)	2,400	3,042
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2018-A, 4.00% 2038	1,635	1,843
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2018-A, 4.00% 2039	1,390	1,565
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2022-A, 4.00% 2043	6,840	7,797
Hospital Auth., Health Care Rev. Ref. Bonds (Charlotte-Mecklenburg Hospital), Series 2018-A, 5.00% 2048 (put 2022)	9,000	9,033
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 44, 2.85% 2040	2,230	2,280
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047	2,430	2,610
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 41, 4.00% 2050	3,980	4,249
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 47, 3.00% 2051	15,030	15,791
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 39-B, 4.00% 2048	16,620	17,720
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047	5,630	5,957
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050	2,635	2,828
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050	1,170	1,263
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 46-A, 3.00% 2051	9,760	10,232

166	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina (continued)
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 5.00% 2040	$1,425	$1,682
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 4.00% 2045	1,000	1,101
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 4.00% 2050	1,000	1,096
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 5.00% 2050	6,500	7,556
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Pines at Davidson Project), Series 2019-A, 5.00% 2034	2,050	2,242
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Pines at Davidson Project), Series 2019-A, 5.00% 2038	1,000	1,091
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Pines at Davidson Project), Series 2019-A, 5.00% 2049	8,665	9,408
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (The Presbyterian Homes Obligated Group), Series 2016-C, 5.00% 2031	1,400	1,552
Medical Care Commission, Health Care Facs. Rev. Bonds (Novant Health Obligated Group), Series 2019-A, 4.00% 2049	7,000	7,879
Medical Care Commission, Health Care Facs. Rev. Ref. Bonds (WakeMed), Series 2012-A, 5.00% 2031 (preref. 2022)	1,500	1,544
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 5.00% 2030	420	523
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 5.00% 2031	450	570
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 5.00% 2032	475	601
Medical Care Commission, Hospital Rev. Bonds (Caromont Health), Series 2021-A, 4.00% 2036	1,475	1,720
Medical Care Commission, Retirement Facs. First Mortgage Rev. and Rev. Ref. Bonds (Plantation Village, Inc.), Series 2021-A, 4.00% 2041	1,020	1,115
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Carolina Village Project), Series 2017-B, 5.00% 2047	4,000	4,058
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2038	1,840	2,058
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2044	5,000	5,542
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2049	5,300	5,855
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2034	1,000	1,112
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2044	2,000	2,196
Turnpike Auth., Monroe Expressway System, Appropriation Rev. Ref. Bonds, Series 2021, 5.00% 2033	1,170	1,503
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2040	8,815	5,286
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2041	5,500	3,178
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2042	4,650	2,588
Turnpike Auth., Triangle Expressway System, Appropriation Rev. Bonds, Capital Appreciation Bonds, Series 2019, 0% 2043	3,650	1,956
Turnpike Auth., Triangle Expressway System, Turnpike Rev. Bonds, Series 2019, Assured Guaranty Municipal insured, 4.00% 2055	9,820	10,960
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019-B, (1-month USD-LIBOR x 0.67 + 0.35%) 0.193% 2034 (put 2022)[2]	2,000	1,999
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.468% 2041 (put 2022)[2]	30,050	30,069
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019, 5.00% 2049	3,000	4,163
		266,238

North Dakota 0.29%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024	2,315	2,269
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 4.00% 2038	1,250	1,425
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 4.00% 2040	1,875	2,124
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 4.00% 2041	2,000	2,262
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 4.00% 2046	1,500	1,670

American Funds Tax-Exempt Funds	167

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Dakota (continued)
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 4.00% 2051	$1,700	$1,885
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-C, 3.15% 2036	585	597
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	2,480	2,596
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036	950	985
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038	315	325
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, (SIFMA Municipal Swap Index + 0.20%) 0.26% 2043 (put 2024)[2]	2,000	2,010
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-D, 4.00% 2046	2,445	2,547
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-A, 4.00% 2047	2,460	2,592
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-F, 4.00% 2048	4,530	4,803
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048	1,990	2,106
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2018-A, 4.00% 2049	10,090	10,722
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049	2,135	2,296
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-F, 3.75% 2050	5,395	5,753
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-C, 4.00% 2050	11,510	12,496
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2020-B, 3.00% 2051	10,015	10,468
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	2,790	2,925
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-B, 3.00% 2052	645	678
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2043	1,500	1,713
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2048	5,000	5,674
		82,921
Ohio 2.37%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-C, 1.50% 2026 (put 2025)	1,115	1,095
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-D, 2.875% 2026	4,525	4,600
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-A, 2.875% 2026	3,250	3,304
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2014-D, 1.90% 2026 (put 2024)	9,000	9,102
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (Ohio Valley Electric Corp. Project), Series 2019-A, 3.25% 2029	7,000	7,204
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. and Improvement Rev. Bonds (Summa Health Obligated Group), Series 2016, 5.25% 2041	2,980	3,414
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. Bonds (Summa Health Obligated Group), Series 2020, 4.00% 2036	1,000	1,125
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2028	3,360	4,083
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2040	11,800	13,323
County of Allen, Hospital Facs. Rev. Ref. and Improvement Bonds (Catholic Health Partners), Series 2012-A, 5.00% 2033 (preref. 2022)	16,000	16,184
American Municipal Power, Inc., Fremont Energy Center Project Rev. Bonds, Series 2012-B, 5.00% 2037 (preref. 2022)	2,000	2,003
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2020-A-2, 5.00% 2036	3,420	4,163
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2020-A-2, 4.00% 2048	4,500	4,860
County of Butler, Hospital Facs. Rev. Bonds (UC Health), Series 2016, 5.00% 2045	10,385	11,914
County of Butler, Port Auth. Econ. Dev. Facs., Rev. Ref. Bonds (Community First Solutions), Series 2021-A, 4.00% 2046	500	561
County of Butler, Port Auth. Econ. Dev. Facs., Rev. Ref. Bonds (Community First Solutions), Series 2021-A, 4.00% 2051	1,000	1,115
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029	455	557
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2036	1,545	1,948
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2038	1,000	1,257
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2040	1,110	1,391
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2041	750	938
City of Chillicothe, Hospital Facs. Rev. Ref. and Improvement Bonds (Adena Health System Obligated Group Project), Series 2017, 5.00% 2037	1,160	1,343
City of Chillicothe, Hospital Facs. Rev. Ref. and Improvement Bonds (Adena Health System Obligated Group Project), Series 2017, 5.00% 2047	4,495	5,198
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2023	1,260	1,310
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	1,175	1,300

168	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	$1,525	$1,686
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	2,000	2,211
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2031	1,000	1,105
City of Cleveland, Airport System Rev. Ref. Bonds, Series 2018-B, 5.00% 2048	5,000	5,876
City of Columbus, G.O. Bonds, Series 2012-A, 4.00% 2027 (preref. 2022)	1,500	1,529
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.25% 2047	5,000	5,810
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2052	4,750	5,446
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.50% 2052	7,970	9,379
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.00% 2035 (preref. 2022)	2,540	2,597
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.00% 2035 (preref. 2022)	160	164
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	3,995	4,086
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	255	261
County of Franklin, Health Care Facs. Rev. Ref. Bonds (Ohio Living Communities), Series 2022, 4.00% 2040	1,120	1,201
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2019-A, 5.00% 2035	1,000	1,215
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2019-A, 4.00% 2039	435	490
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047	15,625	18,114
County of Franklin, Rev. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2049	2,800	3,104
G.O. Common Schools Bonds, Series 2013-B, 5.00% 2022	1,000	1,017
G.O. Infrastructure Improvement Bonds, Series 2021-A, 5.00% 2034	1,600	2,084
County of Gallia, Hospital Facs. Rev. Ref. and Improvement Bonds (Holzer Health System Obligated Group Project), Series 2012-A, 8.00% 2042 (preref. 2022)	2,200	2,266
County of Hamilton, Healthcare Facs. Rev. Bonds (Christ Hospital Project), Series 2012, 5.25% 2032 (preref. 2022)	7,225	7,340
County of Hamilton, Healthcare Facs. Rev. Bonds (Christ Hospital Project), Series 2012, 5.00% 2042 (preref. 2022)	4,030	4,091
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2031	1,345	1,470
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2051	14,325	15,315
County of Hamilton, Hospital Facs. Rev. Bonds (Cincinnati Children’s Hospital Medical Center), Series 2019-CC, 5.00% 2041	1,205	1,664
County of Hamilton, Hospital Facs. Rev. Bonds (Cincinnati Children’s Hospital Medical Center), Series 2019-CC, 5.00% 2049	3,035	4,358
County of Hamilton, Hospital Facs. Rev. Bonds (UC Health), Series 2020, 5.00% 2050	33,570	40,096
County of Hamilton, Sales Tax Rev. Ref. and Improvement Bonds, Capital Appreciation Bonds, Series 2000-B, AMBAC insured, 0% 2027	6,180	5,521
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2025	170	184
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2034	490	552
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2035	505	567
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2036	400	449
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2023-B, 4.00% 2039	900	960
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2046	1,260	1,392
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2032	1,095	1,318
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2038	2,265	2,687
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2045	4,490	5,245
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2030	1,090	1,296
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2032	1,000	1,189
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2034	1,040	1,237
Higher Educational Facs. Auth., Rev. Bonds (University of Dayton Project), Series 2018-B, 5.00% 2036	1,000	1,188
Higher Educational Facs. Auth., Rev. Ref. Bonds (Case Western Reserve University Project), Series 2021-B, 0.29% 2042 (put 2026)[2]	5,345	5,347
Higher Educational Facs. Commission, Higher Educational Fac. Rev. Bonds (John Carroll University Project), Series 2022, 4.00% 2052	12,000	13,093
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2028[1]	3,330	3,561
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2033[1]	2,000	2,109

American Funds Tax-Exempt Funds	169

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2048[1]	$13,825	$14,301
Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2016-A, 5.00% 2032	4,000	4,514
Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2016-A, 5.00% 2035	1,990	2,237
Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2016-A, 5.00% 2046	10,250	11,458
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2030	2,500	3,097
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2031	2,175	2,739
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2017-A, 5.00% 2031	1,700	2,036
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2032	1,575	2,016
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2017-A, 5.00% 2033	5,025	6,013
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2033	2,410	3,082
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2034	7,925	10,129
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2039	1,000	1,264
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Franklin Manor North Project), Series 2021, 0.25% 2024 (put 2023)	2,510	2,480
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)	2,700	2,668
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-K, 3.50% 2046	690	720
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2016-D, 4.00% 2047	8,030	8,419
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-A, 4.50% 2047	4,755	5,064
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048	8,805	9,277
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049	12,025	12,999
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-B, 3.25% 2050	2,750	2,902
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050	7,290	7,836
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-B, 4.50% 2050	7,495	8,115
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-A, 3.00% 2052	21,000	22,003
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2022-A, 3.25% 2052	10,000	10,660
County of Lucas, Hospital Rev. Bonds (Promedica Healthcare Obligated Group), Series 2018-A, 5.25% 2048	14,750	17,307
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2030	1,780	2,268
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2031	4,375	5,668
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2031	1,635	2,118
Major New State Infrastructure Project Rev. Bonds, Series 2021-1-A, 5.00% 2032	1,700	2,247
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2034	970	1,230
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2035	1,750	2,216
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 4.00% 2036	1,450	1,668
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 4.00% 2037	2,100	2,411
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 4.00% 2038	2,100	2,406
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 4.00% 2039	1,000	1,144
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 4.00% 2041	3,000	3,420
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 4.00% 2046	15,000	16,907
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2033	3,200	3,301
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2044	1,500	1,543
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2048	3,000	3,082
North East Ohio Regional Sewer Dist., Wastewater Improvement Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2031 (preref. 2024)	1,200	1,329
Northwest Local School Dist., School Improvement Unlimited Tax G.O. Bonds, Series 2015, 5.00% 2040 (preref. 2023)	2,015	2,162
Ohio University, General Receipts Bonds, Series 2017-A, 5.00% 2033	1,000	1,161
Board of Regents of the Ohio State University, General Receipts Green Bonds (Multiyear Debt Issuance Program II), Series 2021-A, 4.00% 2043	12,500	14,495

170	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Board of Regents of the Ohio State University, General Receipts Green Bonds (Multiyear Debt Issuance Program II), Series 2021-A, 4.00% 2048	$41,185	$47,315
Port Auth., Gas Supply Rev. Ref. Bonds, Series 2019, 5.00% 2049 (put 2025)	3,000	3,316
Public Facs. Commission, Higher Education G.O. Rev. Ref. Bonds, Series 2017-C, 5.00% 2027	2,500	2,974
Public Housing Capital Fund Rev. Trust II, Trust Certs., Series 2012, 5.00% 2022[1]	166	168
County of Ross, Hospital Facs. Rev. Ref. and Improvement Bonds (Adena Health System Obligated Group), Series 2019, 5.00% 2039	4,000	4,822
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 6.00% 2042	2,000	2,051
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2048 (preref. 2023)	3,750	3,916
Turnpike and Infrastructure Commission, Rev. Ref. Bonds, Series 2010-A, 5.25% 2027	2,500	2,975
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2031	12,080	14,396
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2032	6,690	7,958
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 5.00% 2033	19,230	22,866
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds (Infrastructure Projects), Series 2018-A, 4.00% 2038	1,775	1,989
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds, Capital Appreciation Bonds, Series 2018-A, 0% 2041	2,665	1,527
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds, Capital Appreciation Bonds, Series 2018-A, 0% 2042	3,500	1,929
Turnpike and Infrastructure Commission, Turnpike Rev. Bonds, Capital Appreciation Bonds, Series 2018-A, 0% 2043	2,340	1,241
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2033	875	983
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2014, 5.00% 2033	375	402
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2013-A, 5.75% 2033	1,000	1,067
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2034	1,000	1,124
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2014, 5.00% 2034	505	541
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2035	1,000	1,123
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2036	580	651
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2040	1,930	2,158
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2040	5,000	6,237
Water Dev. Auth., Water Pollution Control Loan Fund Rev. Bonds, Series 2020-A, 5.00% 2050	5,000	6,148
		679,151

Oklahoma 0.22%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2022	4,500	4,585
Dev. Fin. Auth., Health System Rev. Bonds (OU Medicine Project), Series 2018-B, 5.50% 2057	2,000	2,400
Grand River Dam Auth., Rev. Bonds, Series 2017, 5.00% 2036	2,000	2,338
Grand River Dam Auth., Rev. Bonds, Series 2017, 5.00% 2039	3,530	4,114
Grand River Dam Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	5,500	6,413
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2012-A, 5.00% 2043	15	15
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2019-A, 4.00% 2049	4,500	4,823
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds (Homeownership Loan Program), Series 2020-B, 3.25% 2050	2,335	2,463
Municipal Power Auth., Power Supply System Rev. Ref. Bonds, Series 2016-A, 5.00% 2031	1,300	1,469
Municipal Power Auth., Power Supply System Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	1,000	1,130
Municipal Power Auth., Power Supply System Rev. Ref. Bonds, Series 2016-A, 5.00% 2047	3,070	3,438

American Funds Tax-Exempt Funds	171

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oklahoma (continued)
Norman Regional Hospital Auth., Hospital Rev. Bonds (Norman Regional Hospital Auth. Obligated Group), Series 2019, 4.00% 2045	$5,260	$5,742
Norman Regional Hospital Auth., Hospital Rev. Bonds (Norman Regional Hospital Auth. Obligated Group), Series 2019, 5.00% 2045	5,000	5,955
Norman Regional Hospital Auth., Hospital Rev. Ref. Bonds, Series 2016, 5.00% 2031	1,030	1,173
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2026	1,200	1,396
Turnpike Auth., Turnpike System Rev. Bonds, Series 2017-C, 5.00% 2047	3,745	4,339
Turnpike Auth., Turnpike System Rev. Bonds, Series 2018-A, 4.00% 2048	10,600	11,688
		63,481

Oregon 0.37%
County of Deschutes, Hospital Fac. Auth., Hospital Rev. Bonds (St. Charles Health System, Inc.), Series 2016-A, 5.00% 2048	1,650	1,836
Facs. Auth., Rev. Bonds (University of Portland Projects), Series 2015-A, 4.00% 2040	2,480	2,657
Facs. Auth., Rev. Bonds (University of Portland Projects), Series 2015-A, 5.00% 2045	3,305	3,666
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2029	300	367
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2030	300	373
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2035	275	335
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2040	1,750	2,107
G.O. Bonds, Series 2017-C, 5.00% 2029	5,000	5,922
G.O. Bonds, Series 2017-C, 5.00% 2033	5,000	5,889
G.O. Bonds (Veteran’s Welfare Bonds Series 96), Series 2015-Q, 4.00% 2045	4,365	4,571
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2017-Q, 3.50% 2047	4,230	4,427
Health and Science University, Rev. Green Bonds, Series 2021-A, 4.00% 2051	9,100	10,247
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)	1,595	1,580
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2016-A, 4.00% 2047	4,720	4,938
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047	2,965	3,128
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-D, 3.50% 2048	7,590	7,934
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-A, 4.50% 2049	2,185	2,329
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-C, 4.50% 2049	1,560	1,670
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-D, 4.75% 2050	2,680	2,900
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2021-A, 3.00% 2052	17,335	18,205
City of Klamath Falls, Intercommunity Hospital Auth., Rev. Ref. Bonds (Sky Lakes Medical Center Project), Series 2016, 5.00% 2046	1,230	1,389
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.375% 2045	2,000	2,046
Port of Portland, Portland International Airport Passenger Fac. Charge Rev. Bonds, Series 2011-A, 5.50% 2031	3,000	3,049
Port of Portland, Portland International Airport Rev. Bonds, Series 23, 5.00% 2027	1,675	1,876
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-B, 5.00% 2037	1,000	1,226
Port of Portland, Portland International Airport Rev. Ref. Bonds, Series 26-B, 5.00% 2040	1,000	1,217
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2024	210	227
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2025	230	256
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2026	225	256
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2027	125	144
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2053	1,500	1,660
City of Salem, Hospital Fac. Auth., Rev. Ref. Bonds (Capital Manor Project), Series 2012, 6.00% 2042	1,000	1,010
City of Salem, Hospital Fac. Auth., Rev. Ref. Bonds (Capital Manor Project), Series 2012, 6.00% 2047	1,250	1,262
Tri-County Metropolitan Transportation Dist., Capital Grant Receipt Rev. Bonds, Series 2018-A, 5.00% 2029	2,435	2,910
Tri-County Metropolitan Transportation Dist., Capital Grant Receipt Rev. Bonds, Series 2018-A, 5.00% 2030	2,075	2,480
Tri-County Metropolitan Transportation Dist., Payroll Tax Rev. Bonds, Series 2021-A, 3.00% 2036	1,000	1,083
		107,172

172	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania 5.13%
County of Allegheny, Airport Auth., Airport Rev. Bonds, Series 2014-A, 5.00% 2032 (preref. 2025)	$1,000	$1,114
County of Allegheny, Airport Auth., Airport Rev. Bonds, Series 2012-B, Assured Guaranty Municipal insured, 4.00% 2046	12,500	14,033
County of Allegheny, Higher Education Building Auth., Rev. Bonds (Carnegie Mellon University), Series 2022-A, (USD-SOFR x 0.70 + 0.29%) 0.325% 2033 (put 2024)[2]	6,250	6,219
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2032	4,350	5,154
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2033	3,500	4,146
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2047	5,390	6,277
County of Allegheny, Hospital Dev. Auth., Rev. Bonds (University of Pittsburgh Medical Center Issue), Series 2007-A-1, (3-month USD-LIBOR x 0.67 + 0.82%) 0.908% 2037[2]	9,775	9,741
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 4.00% 2035	6,100	6,906
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 4.00% 2036	5,000	5,648
County of Allegheny, Hospital Dev. Auth., UPMC Rev. Bonds, Series 2019-A, 4.00% 2037	7,185	8,106
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2020-A, 4.00% 2033	250	294
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2018, 4.00% 2035	1,000	1,126
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2018, 4.00% 2036	1,250	1,406
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2018, 4.00% 2038	2,000	2,245
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2020-B, 4.00% 2050	2,000	2,292
Allentown City School Dist., Unlimited Tax G.O. Bonds, Series 2018, BAM insured, 5.00% 2028	2,565	3,042
Allentown City School Dist., Unlimited Tax G.O. Bonds, Series 2018, BAM insured, 5.00% 2029	2,995	3,573
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2035	2,000	2,154
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 4.00% 2047	1,000	993
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2047	12,165	12,928
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-C, 5.00% 2037	750	814
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-A, 5.00% 2047	600	666
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-C, 5.00% 2047	100	108
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2018, 5.00% 2048	1,000	1,090
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2022	500	500
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2023	1,370	1,409
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2024	450	474
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2026	1,000	1,098
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-B-1, 5.00% 2040 (put 2025)	1,000	1,070
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.383% 2030 (put 2025)[2]	825	821
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2031 (put 2025)[2]	1,140	1,135
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.383% 2032 (put 2025)[2]	870	866
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 4.00% 2046	680	741
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2054	8,400	9,927
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2023	135	144
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2025	250	282
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2026	120	135
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2027	760	850
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2030	515	572
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2031	660	731
County of Bucks, Industrial Dev. Auth., Rev. Bonds (St. Luke’s University Health Network Project), Series 2019, 4.00% 2044	2,480	2,747
County of Chester, Health and Education Facs. Auth., Health System Rev. Bonds (Main Line Health System), Series 2017-A, 4.00% 2042	5,000	5,519
County of Cumberland, Municipal Auth., Rev. Bonds (Penn State Health), Series 2019, 4.00% 2044	9,155	10,192
County of Cumberland, Municipal Auth., Rev. Bonds (Penn State Health), Series 2019, 4.00% 2049	20,940	23,160
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 3.00% 2023	855	860
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2017, 5.00% 2031	2,050	2,408
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2017, 5.00% 2032	55	65

American Funds Tax-Exempt Funds	173

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Bonds, Series 2017, 5.00% 2036	$1,000	$1,167
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2012-A, 5.00% 2024 (preref. 2022)	1,000	1,019
Delaware River Joint Toll Bridge Commission, Bridge System Rev. Ref. Bonds, Series 2015, 5.00% 2031	350	395
Delaware River Port Auth., Rev. Bonds, Series 2018-A, 5.00% 2031	1,000	1,223
Delaware River Port Auth., Rev. Bonds, Series 2018-A, 5.00% 2032	1,250	1,527
Delaware Valley Regional Fin. Auth., Local Government Rev. Bonds, Series 2007-C, (3-month USD-LIBOR x 0.67 + 0.75%) 0.864% 2037[2]	6,750	6,622
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2041	4,265	4,725
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2046	1,630	1,796
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2019-A, 5.00% 2049	500	567
City of Dubois, Hospital Auth., Hospital Rev. Bonds (Penn Highlands Healthcare), Series 2021, 4.00% 2041	1,000	1,114
City of Dubois, Hospital Auth., Hospital Rev. Bonds (Penn Highlands Healthcare), Series 2021, 3.00% 2046	1,465	1,418
City of Dubois, Hospital Auth., Hospital Rev. Bonds (Penn Highlands Healthcare), Series 2021, 4.00% 2051	2,500	2,736
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-C, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,208
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-C, Assured Guaranty Municipal insured, 5.00% 2030	500	609
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030	425	518
Fncg. Auth., Rev. Bonds, Series 2013-A-2, 5.00% 2026 (preref. 2022)	1,030	1,046
Fncg. Auth., Rev. Bonds, Series 2013-A-1, 5.00% 2033 (preref. 2022)	4,000	4,061
Fncg. Auth., Rev. Bonds, Series 2013-B, 5.00% 2036 (preref. 2022)	1,525	1,548
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2024	3,000	3,264
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2025	2,500	2,799
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2026	2,000	2,299
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2027	3,000	3,532
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2028	3,000	3,606
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2029	4,000	4,778
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2030	4,000	4,758
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2031	3,500	4,151
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2032	3,000	3,553
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2033	3,000	3,548
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2034	3,000	3,543
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2035	495	584
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven, Inc. Project), Series 2018, 5.00% 2022	290	298
G.O. Rev. Ref. Bonds, Series 2019-1, 5.00% 2022	25,000	25,515
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 0.66% 2049 (put 2024)[2]	13,240	13,305
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 4.00% 2035	7,000	7,763
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 4.00% 2036	8,500	9,417
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 5.00% 2042	19,000	22,249
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2019, 4.00% 2049	15,000	16,859
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 5.00% 2034	1,340	1,695
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 4.00% 2037	1,525	1,745
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 4.00% 2039	1,450	1,653
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 4.00% 2042	2,015	2,283
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 5.00% 2044	2,500	3,073
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2012, 5.00% 2030 (preref. 2022)	1,000	1,029
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2012, 5.00% 2044 (preref. 2022)	3,005	3,093
Higher Educational Facs. Auth., Rev. Bonds (Thomas Jefferson University), Series 2015-A, 5.25% 2050	2,300	2,554

174	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Higher Educational Facs. Auth., Rev. Bonds (Trustees of the University of Pennsylvania), Series 2017-A, 5.00% 2033	$1,675	$1,946
Higher Educational Facs. Auth., Rev. Ref. Bonds, Series 2015-AQ, 5.00% 2024	3,900	4,252
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 2.80% 2031	5,000	5,083
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-121, 2.80% 2031	3,320	3,375
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-124-B, 3.20% 2032	6,000	6,187
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-131-A, 2.75% 2034	7,000	7,113
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-B, 3.50% 2034	6,500	6,854
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-B, 3.85% 2038	1,615	1,723
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-119, 3.50% 2041	4,430	4,560
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-125-B, 3.65% 2042	7,500	7,791
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-121, 3.50% 2046	7,205	7,459
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2016-120, 3.50% 2046	4,240	4,384
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046	875	917
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-125-B, 3.70% 2047	1,135	1,158
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2018-126-A, 4.00% 2048	15,395	16,257
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-136, 3.00% 2051	15,380	16,088
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-137, 3.00% 2051	4,660	4,910
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	3,585	3,743
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Country Commons Apartments), Series 2018, 3.60% 2035	6,237	6,622
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)	9,335	9,246
City of Lancaster, Industrial Dev. Auth., Health Center Rev. Ref. Bonds (Landis Homes Retirement Community Project), Series 2021, 4.00% 2051	1,195	1,248
City of Lancaster, Industrial Dev. Auth., Health Center Rev. Ref. Bonds (Landis Homes Retirement Community Project), Series 2021, 4.00% 2056	1,585	1,650
County of Lancaster, Hospital Auth., Rev. Bonds (Brethren Village Project), Series 2017, 5.00% 2025	650	709
County of Lancaster, Hospital Auth., Rev. Bonds (Penn State Health), Series 2021, 5.00% 2038	1,100	1,334
County of Lancaster, Hospital Auth., Rev. Bonds (Penn State Health), Series 2021, 5.00% 2039	1,100	1,333
County of Lancaster, Hospital Auth., Rev. Bonds (Penn State Health), Series 2021, 5.00% 2041	1,000	1,208
County of Lancaster, Hospital Auth., Rev. Bonds (Penn State Health), Series 2021, 5.00% 2046	7,660	9,168
County of Lancaster, Hospital Auth., Rev. Bonds (Penn State Health), Series 2021, 5.00% 2051	16,500	19,679
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 5.00% 2044	15,000	17,995
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (Lehigh Valley Health Network), Series 2019-A, 4.00% 2049	5,245	5,735
County of Lehigh, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s Hospital), Series 2017-B, (SIFMA Municipal Swap Index + 1.10%) 1.16% 2038[2]	12,455	12,801
County of Lehigh, General Purpose Auth., Hospital Rev. Ref. Bonds (Lehigh Valley Health Network), Series 2016-A, 4.00% 2035	20,470	22,165
County of Lehigh, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2016-B, 1.80% 2027 (put 2022)	8,350	8,397
County of Lehigh, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2016-A, 1.80% 2029 (put 2022)	9,900	9,959
City of Monroeville, Fin. Auth., UPMC Rev. Bonds, Series 2012, 5.00% 2029	3,000	3,073
County of Montgomery, Higher Education and Health Auth., Hospital Rev. Bonds (Abington Memorial Hospital Obligated Group), Series 2012-A, 5.00% 2031 (preref. 2022)	3,950	4,009
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2019, 4.00% 2038	1,000	1,114
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2019, 4.00% 2039	1,000	1,112
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2019, 4.00% 2044	2,500	2,757
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 4.00% 2047	11,990	13,224
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 5.00% 2047	11,000	13,322
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2018-C, 0.78% 2051 (put 2023)[2]	8,600	8,600
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 4.00% 2052	20,000	21,880

American Funds Tax-Exempt Funds	175

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 4.00% 2056	$61,965	$66,933
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 5.00% 2057	30,000	35,604
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.00% 2024	800	859
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2026	1,000	1,113
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2027	1,750	1,949
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2028	2,700	3,008
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2030	1,000	1,114
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2031	5,000	5,569
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2036	5,500	6,130
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2045	6,830	7,614
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2046	2,640	2,940
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2033	8,155	9,395
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2036	19,000	21,794
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2024 (preref. 2022)	2,500	2,533
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2026 (preref. 2022)	3,000	3,040
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Foulkeways at Gwynedd Project), Series 2016, 5.00% 2046	1,325	1,426
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-C, 5.00% 2045	1,990	2,340
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights, Ltd.), Series 2019, 4.00% 2022	145	149
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights, Ltd.), Series 2019, 4.00% 2024	100	107
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights, Ltd.), Series 2019, 5.00% 2044	850	956
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights, Ltd.), Series 2019, 5.00% 2049	3,595	4,034
County of Montour, Geisinger Auth. Health System Rev. Bonds, Series 2020-A, 4.00% 2039	8,680	9,824
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2014-B, (1-month USD-LIBOR x 0.67 + 1.07%) 1.14% 2028 (put 2024)[2]	10,500	10,585
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2017-A-2, 5.00% 2039	4,000	4,637
County of Montour, Geisinger Auth. Health System Rev. Bonds (Geisinger Health System), Series 2017-A-2, 5.00% 2045	13,400	15,506
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2016-A, 4.00% 2040	2,915	3,151
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-A, 5.00% 2043	1,000	1,182
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2016-A, 5.00% 2046	4,000	4,524
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.111% 2048 (put 2022)[2]	3,650	3,668
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-A, 5.00% 2048	1,000	1,175
Pennsylvania State University, G.O. Bonds, Series 2016-A, 5.00% 2032	1,000	1,154
Pennsylvania State University, G.O. Bonds, Series 2016-A, 5.00% 2034	1,000	1,152
Pennsylvania State University, G.O. Bonds, Series 2020-A, 5.00% 2038	2,775	3,432
Pennsylvania State University, G.O. Bonds, Series 2020-A, 5.00% 2039	2,330	2,877
Pennsylvania State University, G.O. Bonds, Series 2020-A, 5.00% 2040	1,250	1,541
Pennsylvania State University, G.O. Bonds, Series 2020-A, 4.00% 2050	7,000	7,886
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2028	2,000	2,251

176	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2031	$1,000	$1,119
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2032	2,000	2,238
City of Philadelphia, Gas Works Rev. Bonds, Thirteenth Series, 5.00% 2034	1,000	1,118
City of Philadelphia, Gas Works Rev. Ref. Bonds, Fourteenth Series, 5.00% 2031	1,500	1,729
City of Philadelphia, Gas Works Rev. Ref. Bonds, Fourteenth Series, 5.00% 2033	2,750	3,166
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2028	1,000	1,176
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2036	1,000	1,019
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2042	12,600	12,847
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2027	5,625	6,259
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2028	1,000	1,112
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Temple University), Series 2016-1, 5.00% 2029	2,620	2,910
City of Philadelphia, Water and Wastewater Rev. and Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	3,000	3,660
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.00% 2034	3,915	4,652
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.00% 2037	2,000	2,376
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.00% 2052	4,000	4,651
City of Philadelphia, Water and Wastewater Rev. Bonds, Series 2017-A, 5.25% 2052	3,000	3,532
City of Philadelphia, Water and Wastewater Rev. Ref. Bonds, Series 2017-B, 5.00% 2029	3,475	4,154
City of Philadelphia, Water and Wastewater Rev. Ref. Bonds, Series 2017-B, 5.00% 2030	5,900	7,020
City of Philadelphia, Water and Wastewater Rev. Ref. Bonds, Series 2017-B, 5.00% 2031	3,560	4,225
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2024	1,185	1,301
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2025	500	565
Philadelphia School Dist., G.O. Bonds, Series 2016-F, BAM Insured, 5.00% 2027	3,905	4,538
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2027	500	579
Philadelphia School Dist., G.O. Bonds, Series 2016-F, BAM Insured, 5.00% 2027 (preref. 2026)	5	6
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2028	14,505	16,729
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2029	16,620	19,129
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2029	1,250	1,511
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2030	2,000	2,462
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2030	1,990	2,287
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2031	1,600	1,927
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2032	1,000	1,203
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2034	4,255	5,303
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2034	1,750	2,099
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2035	6,320	7,860
Philadelphia School Dist., G.O. Bonds, Series 2015-A, 5.00% 2035	1,400	1,567
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2035	1,000	1,197
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 4.00% 2036	5,270	6,049
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2036	3,500	3,965
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 4.00% 2037	3,765	4,316
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2037	3,700	4,190
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2037	1,850	2,208
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2038	4,270	4,828
Philadelphia School Dist., G.O. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,193
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 4.00% 2039	1,800	2,032
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2044	15,000	18,115
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 4.00% 2046	12,500	13,921
Philadelphia School Dist., G.O. Green Bonds, Series 2019-B, 5.00% 2029	1,500	1,829
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2015-D, 5.00% 2022	3,750	3,846
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2023	2,500	2,657
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2007-A, FGIC-National insured, 5.00% 2034	17,000	23,227
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2032	2,000	2,592
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2033	1,250	1,653
City of Pittsburgh, Water and Sewer Auth., Water and Sewer System Rev. Ref. Bonds, Series 2017-C, Assured Guaranty Municipal insured, 0.71% 2040 (put 2023)[2]	4,000	4,026
Public School Building Auth., School Lease Rev. Bonds (Philadelphia School Dist. Project), Series 2012, 5.00% 2026	1,000	1,008
Public School Building Auth., School Lease Rev. Bonds (Philadelphia School Dist. Project), Series 2012, 5.00% 2027	1,000	1,008

American Funds Tax-Exempt Funds	177

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2006-B, Assured Guaranty Municipal insured, 5.00% 2027	$9,820	$11,429
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	12,000	14,017
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2033	6,000	6,977
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2037	1,750	2,029
Borough of Sayre, Health Care Facs. Auth., Rev. Bonds (Guthrie Health Issue), Series 2007, (3-month USD-LIBOR + 0.78%) 0.894% 2024[2]	8,705	8,733
Borough of Sayre, Health Care Facs. Auth., Rev. Bonds (Guthrie Health Issue), Series 2007, (3-month USD-LIBOR + 0.83%) 0.944% 2031[2]	4,520	4,468
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2032	1,000	1,172
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2033	800	938
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-B, 4.00% 2033	14,950	15,162
Turnpike Commission, Oil Franchise Tax Rev. Bonds, Series 2021-A, 4.00% 2051	7,000	7,921
Turnpike Commission, Turnpike Rev. Bonds, Series 2011-E, 5.00% 2042 (preref. 2022)	1,000	1,037
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2032	1,000	1,191
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-B-2, Assured Guaranty Municipal insured, 5.00% 2033	17,230	20,273
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2033	1,500	1,786
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-B-2, Assured Guaranty Municipal insured, 5.00% 2034	6,995	8,223
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2034	2,000	2,292
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2035	3,500	4,007
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2036	3,250	3,719
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 4.00% 2039	3,410	3,948
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-C, 4.00% 2039	1,200	1,394
Turnpike Commission, Turnpike Rev. Bonds, Series 2014-C, 5.00% 2039	6,000	6,593
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 4.00% 2040	4,000	4,623
Turnpike Commission, Turnpike Rev. Bonds, Series 2020-B, 5.00% 2040	1,000	1,234
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 4.00% 2041	2,175	2,510
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2041	6,800	7,775
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 4.00% 2042	6,250	7,196
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-C, 4.00% 2042	1,550	1,774
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2042	6,500	7,566
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 4.00% 2043	7,630	8,764
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2043	1,660	1,854
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-C, 4.00% 2043	1,325	1,512
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2044	2,075	2,308
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2044	22,450	27,236
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2044	2,500	3,025
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2045	1,280	1,420
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2046	2,490	2,762
Turnpike Commission, Turnpike Rev. Bonds, Series 2016-A-1, 5.00% 2046	20,960	23,787
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2046	11,000	13,492
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-C, 5.00% 2046	4,250	5,217
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-A-1, 5.00% 2047	12,220	14,217
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2049	28,265	34,163
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2050	9,000	10,060
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-C, 4.00% 2051	5,000	5,630
Township of West Cornwall, Municipal Auth., Healthcare Facs. Rev. Bonds (Lebanon Valley Brethren Home Project), Series 2021-A, 4.00% 2036	365	412
Township of West Cornwall, Municipal Auth., Healthcare Facs. Rev. Bonds (Lebanon Valley Brethren Home Project), Series 2021-A, 4.00% 2041	370	414
Township of West Cornwall, Municipal Auth., Healthcare Facs. Rev. Bonds (Lebanon Valley Brethren Home Project), Series 2021-A, 4.00% 2046	525	583
County of Westmoreland, Municipal Auth., Municipal Service Rev. Bonds, Series 2016, BAM insured, 5.00% 2042	5,000	5,560
		1,471,610

Puerto Rico 0.57%
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2022-A, 5.00% 2033[1]	2,580	3,188
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2021-A, 5.00% 2033[1]	415	516
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2035[1]	5,500	6,663
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2022-A, 5.00% 2037[1]	3,155	3,873

178	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Puerto Rico (continued)
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2021-B, 4.00% 2042[1]	$7,475	$8,411
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2022-A, 4.00% 2042[1]	4,160	4,659
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2021-A, 4.00% 2042[1]	990	1,114
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2047[1]	1,000	1,174
Electric Power Auth., Power Rev. Ref. Bonds, Series 2007-UU, Assured Guaranty Municipal insured, (3-month USD-LIBOR x 0.67 + 0.52%) 0.663% 2029[2]	22,105	22,351
Highways and Transportation Auth., Highway Rev. Ref. Bonds, Series 2003-AA-1, Assured Guaranty Municipal insured, 4.95% 2026	490	494
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2022	2,275	2,330
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2031	1,390	1,416
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2025	990	994
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.375% 2031	1,870	1,887
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2004, National insured, 4.50% 2029	1,280	1,283
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2029	2,100	2,494
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2039	2,400	2,808
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 5.00% 2032	500	613
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 5.00% 2033	295	361
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)	3,840	4,603
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)[3]	45	54
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2047[2]	5,690	1,922
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2054[2]	9,298	2,236
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2018-A-1, 5.00% 2058	20,000	22,281
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2024	132	126
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2029	243	204
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2031	314	245
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2046	30,544	9,955
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	211,692	49,855
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2023	4,600	4,577
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2026	1,250	1,234
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2030	5	5
		163,926

Rhode Island 0.32%
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2032	640	734
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2034	1,505	1,727
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2036	500	574
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2037	250	287
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2041	2,130	2,446
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2046	10,010	11,464
Commerce Corp., Grant Anticipation Rev. Ref. Bonds (Dept. of Transportation), Series 2016-A, 5.00% 2023	1,000	1,057
Commerce Corp., Grant Anticipation Rev. Ref. Bonds (Dept. of Transportation), Series 2016-A, 5.00% 2024	2,250	2,457
Econ. Dev. Corp., Airport Rev. Ref. Bonds, Series 2013-B, 5.00% 2022	1,600	1,628
Econ. Dev. Corp., Airport Rev. Ref. Bonds, Series 2013-B, 5.00% 2023	2,990	3,153
Health and Educational Building Corp., Educational Institution Rev. Bonds (St. George’s School Issue), Series 2021, 4.00% 2046	1,365	1,542
Health and Educational Building Corp., Educational Institution Rev. Bonds (St. George’s School Issue), Series 2021, 4.00% 2051	3,865	4,348
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2036	2,000	2,212
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2025	5,500	6,139

American Funds Tax-Exempt Funds	179

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Rhode Island (continued)
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2032	$2,845	$3,186
Health and Educational Building Corp., Providence Public Schools Rev. Bond Fncg. Program, Rev. Ref. Bonds (Providence Public Buildings Auth. Issue), Series 2015, Assured Guaranty Municipal insured, 5.00% 2026	4,000	4,477
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033	905	923
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 69-B, 4.00% 2048	6,745	7,203
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 74, 3.00% 2049	7,800	8,171
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 71, 3.75% 2049	9,260	9,857
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 70, 4.00% 2049	4,895	5,227
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 75-A, 3.00% 2051	11,825	12,422
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)	540	535
		91,769

South Carolina 1.62%
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Colonel Bluffs Apartments Project), Series 2022-B, 1.25% 2025 (put 2024)	1,760	1,757
Connector 2000 Assn., Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2042	2,471	619
Fort Mill School Dist., G.O. Bonds, Series 2013-A, 4.00% 2028 (preref. 2023)	1,475	1,528
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 2.65% 2035	1,175	1,197
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047	1,060	1,118
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048	1,280	1,377
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2019-B, 3.75% 2050	12,720	13,660
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	1,195	1,295
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	4,580	4,817
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036	2,475	2,616
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2014-A-1, 4.00% 2041	460	478
Housing Fin. and Dev. Auth., Multi Family Housing Rev. Bonds (The Sullivan), Series 2021-B, 0.34% 2025 (put 2024)	2,260	2,218
Housing Fin. and Dev. Auth., Multi Family Housing Rev. Bonds (Villages at Congaree Pointe Project), Series 2021-B, 1.25% 2025 (put 2024)	3,700	3,691
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 4.00% 2034	605	655
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2044	1,280	1,429
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 4.00% 2049	620	662
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2049	4,030	4,485
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 4.00% 2054	1,165	1,236
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2054	3,500	3,886
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Custodial Receipts), Series 2018, 5.00% 2036 (preref. 2026)[1,3]	19,500	22,496
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2026[1]	1,395	1,494
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2036[1]	2,500	2,707
Jobs-Econ. Dev. Auth., Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2044	18,500	20,737
Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-A, 5.00% 2048	31,000	35,903
Jobs-Econ. Dev. Auth., Lease Rev. Bonds (SPE Fayssoux Properties, LLC Project), Series 2016-A, 5.25% 2033	1,450	1,640
Jobs-Econ. Dev. Auth., Retirement Community Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2018-C, 5.00% 2047	1,090	1,227
Lexington County Health Services Dist., Inc., Hospital Rev. Bonds, Series 2016, 5.00% 2041	5,000	5,648
City of Myrtle Beach, Tax Increment Rev. Ref. Bonds (Myrtle Beach Air Force Base Redev. Project Area), Series 2016, 5.00% 2028	1,210	1,386
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	11,000	11,581
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 5.00% 2040	5,845	7,332
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 4.00% 2041	5,640	6,475
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 4.00% 2042	6,840	7,834
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 5.00% 2043	7,750	9,638
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 5.00% 2051	8,750	10,754
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2025	2,500	2,762
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2031	1,130	1,283
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2034	900	1,049

180	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2035	$6,965	$7,992
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2035	1,090	1,269
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2036	13,800	15,832
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2036	1,885	2,191
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2037	500	582
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2041	20,000	23,200
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2043 (preref. 2022)	10,795	10,960
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2046	1,450	1,646
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-E, 5.00% 2048	4,385	4,802
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.00% 2049	11,395	12,715
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2050	22,715	26,187
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-E, 5.50% 2053	9,215	10,173
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.50% 2054	12,845	14,467
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2055	14,440	16,633
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-E, 5.25% 2055	27,025	31,898
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2056	2,930	3,373
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2026	820	919
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028	8,190	9,144
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2028	2,730	3,176
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-A, 5.00% 2029	2,395	2,750
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2029	100	112
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2030	3,010	3,502
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-A, 5.00% 2031	2,620	3,005
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2034	5,960	6,846
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2034	3,625	4,224
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-C, 5.00% 2034	1,020	1,160
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2035	4,270	4,970
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2013-B, 5.00% 2038	5,715	6,274
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-B, 5.00% 2038	3,990	4,454
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2013-B, 5.125% 2043	5,020	5,518
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-C, 4.00% 2045	470	500
City of Spartanburg, Housing Auth., Multi Family Housing Rev. Bonds (Hickory Heights and Oakland Apartments Project), Series 2021, 0.29% 2024 (put 2023)	2,780	2,760
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2031	840	1,051
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2032	750	951
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2033	1,250	1,582
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2034	1,505	1,902
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2035	1,580	1,987
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 4.00% 2036	1,380	1,587
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 4.00% 2037	555	636
Transportation Infrastructure Bank, Rev. Ref. Bonds, Series 2012-B, 5.00% 2024 (preref. 2022)	1,000	1,030
University of South Carolina, Higher Education Rev. Bonds (Campus Village Project), Series 2021-A, 5.00% 2040	6,740	8,427
		463,057

South Dakota 0.41%
Health and Educational Facs. Auth., Rev. Bonds (Monument Health), Series 2020-A, 4.00% 2050	3,000	3,344
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-B, 5.00% 2025	600	662
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-B, 5.00% 2026	700	772
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-A, 4.00% 2034	26,000	27,724
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2015, 4.00% 2040	1,750	1,869
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2014-B, 5.00% 2044	1,750	1,909
Health and Educational Facs. Auth., Rev. Bonds (Sanford), Series 2015, 5.00% 2045	5,900	6,563
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2017-D, 3.10% 2032	6,900	7,157
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044	1,030	1,063
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2015-D, 4.00% 2045	3,055	3,185
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046	5,870	6,096
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-B, 3.50% 2046	4,200	4,357
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2017-D, 4.00% 2047	4,315	4,553
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-A, 4.00% 2048	12,940	13,707
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	5,860	6,251

American Funds Tax-Exempt Funds	181

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Dakota (continued)
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-A, 3.75% 2050	$9,330	$9,965
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	8,115	8,489
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-C, 3.50% 2051	8,735	9,314
		116,980

Tennessee 0.87%
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014, 5.00% 2039	4,420	4,829
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014, 5.00% 2044	2,415	2,634
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014-A, 5.00% 2034	150	164
Town of Greeneville, Health and Educational Facs. Board, Hospital Rev. Bonds (Ballad Health), Series 2018-A, 5.00% 2035	3,425	4,050
Town of Greeneville, Health and Educational Facs. Board, Hospital Rev. Bonds (Ballad Health), Series 2018-A, 4.00% 2040	7,000	7,697
Housing Dev. Agcy., Homeownership Program Bonds, Series 2015-A, 3.50% 2045	3,555	3,706
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2013-1-C, 3.00% 2038	630	640
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042	520	550
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2018-1, 4.00% 2043	6,760	7,183
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045	835	868
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, 4.00% 2045	760	794
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 4.00% 2046	1,035	1,085
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2016-1-B, 3.50% 2047	635	662
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-3, 3.50% 2048	4,495	4,700
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-2, 4.00% 2048	16,925	18,293
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-4-B, 4.00% 2048	1,730	1,831
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2018-2, 4.00% 2049	8,840	9,414
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2018-3, 4.25% 2049	8,310	8,904
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-4, 3.50% 2050	17,725	18,931
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2020-1-A, 3.50% 2050	3,060	3,265
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-1, 4.25% 2050	6,275	6,745
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2021-1, 3.00% 2051	6,905	7,252
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2021-2, 3.00% 2052	17,740	18,689
County of Knox, Health, Educational and Housing Fac. Board, Hospital Rev. Ref. Bonds (Covenant Health), Series 2012-A, 5.00% 2024	4,055	4,199
City of Memphis, Sanitary Sewage System Rev. Ref. Bonds, Series 2020-B, 5.00% 2045	1,000	1,233
Metropolitan Government of Nashville and Davidson County, G.O. Improvement Bonds, Series 2013-A, 5.00% 2029 (preref. 2023)	29,860	31,040
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2021-A, 5.00% 2031	5,160	6,416
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2017-A, 5.00% 2048	4,000	4,639
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2017-B, 5.00% 2042	5,000	5,888
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2017-B, 5.00% 2046	5,000	5,884
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Green Bonds, Series 2017-A, 5.00% 2046	4,000	4,707
Metropolitan Nashville Airport Auth., Airport Rev. Bonds, Series 2019-A, 4.00% 2049	2,165	2,407
Metropolitan Nashville Airport Auth., Airport Rev. Bonds, Series 2019-A, 5.00% 2049	1,015	1,209
Metropolitan Nashville Airport Auth., Airport Rev. Bonds, Series 2019-A, 5.00% 2054	4,000	4,757
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	30,085	36,902
Tennessee Energy Acquisition Corp., Gas Project Rev. Bonds, Series 2006-C, 5.00% 2027	1,890	2,161
Tennessee Energy Acquisition Corp., Gas Project Rev. Bonds, Series 2018, 4.00% 2049[2]	5,000	5,404
		249,732

182	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas 9.31%
Affordable Housing Corp., Single Family Mortgage Rev. Bonds (Texas Heroes Home Loan Program), Series 2019-A, 4.25% 2049	$1,620	$1,742
Alamo Community College Dist., Limited Tax Bonds, Series 2021, 4.00% 2036	3,000	3,504
Aledo Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,000	1,136
Alvarado Independent School Dist., Unlimited Tax School Building Bonds, Series 2013, 5.00% 2043 (preref. 2023)	3,235	3,439
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Harmony Public Schools), Series 2017-A, 5.00% 2027	1,210	1,411
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Harmony Public Schools), Series 2017-A, 5.00% 2042	2,000	2,323
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2034	650	760
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2036	915	1,070
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2037	1,445	1,692
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2047	2,625	3,067
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2023	150	159
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2024	185	202
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2025	195	219
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2034	330	377
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2035	1,000	1,138
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2036	385	438
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2038	900	1,021
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 4.00% 2039	470	533
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Harmony Public Schools), Series 2021-A, 4.00% 2051	5,000	5,671
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2022	1,015	1,039
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 3.00% 2032	1,000	1,083
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2034	1,000	1,186
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2035	1,000	1,174
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 4.00% 2037	1,000	1,168
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 3.00% 2051	9,545	9,774
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2023	325	345
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2024	325	356
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2032	600	731
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 2.75% 2026	820	830
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2036	1,000	1,129
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2018-A, 5.00% 2037	725	817
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2017-B, 5.00% 2042	4,165	4,880
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2046	1,100	1,227
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2018-A, 5.00% 2048	3,345	3,727
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2049	1,725	1,888
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2029	1,500	1,753
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2030	1,000	1,165
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2031	1,100	1,279

American Funds Tax-Exempt Funds	183

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Arlington, Special Tax Rev. Bonds, Series 2018-C, BAM insured, 5.00% 2032	$1,000	$1,161
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	2,245	2,662
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,183
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2043	11,495	13,492
Austin Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2017, 5.00% 2030	3,000	3,484
Austin Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2017, 5.00% 2037	2,660	3,069
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2032	1,100	1,282
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2033	2,220	2,589
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2034	2,000	2,330
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2035	1,125	1,309
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2036	3,605	4,188
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2037	2,000	2,323
City of Austin, Airport System Rev. Bonds, Series 2017-A, 5.00% 2041	2,500	2,897
City of Austin, Electric Utility System Rev. Ref. and Improvement Bonds, Series 2020-A, 5.00% 2036	2,000	2,517
City of Austin, Electric Utility System Rev. Ref. and Improvement Bonds, Series 2020-A, 5.00% 2039	2,000	2,508
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2028	1,000	1,131
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2031	1,130	1,308
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2032	1,000	1,157
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2033	1,000	1,156
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2017, 5.00% 2035	2,000	2,307
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2044	6,000	7,374
City of Austin, Electric Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	1,500	1,668
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 3.00% 2027	1,705	1,812
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,000	1,166
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2029	3,000	3,502
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2032	4,405	5,128
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2035	8,185	9,504
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2035	4,000	4,746
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 4.00% 2036	1,565	1,844
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2036	6,985	8,118
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2036	3,500	4,149
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	1,000	1,129
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2037	5,000	5,927
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2037	2,555	3,264
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 4.00% 2041	1,750	2,038
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2041	15,155	17,499
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2042	8,750	10,324
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2016, 5.00% 2045	11,795	13,549
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2017, 5.00% 2046	5,000	5,869
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2020-C, 5.00% 2050	5,000	6,205
Balmorhea Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-A, 4.00% 2046	2,500	2,592
County of Bell, Combination Tax and Rev. Certs. of Obligation, Series 2021, 3.00% 2036	500	534
County of Bell, Combination Tax and Rev. Certs. of Obligation, Series 2021, 3.00% 2037	1,000	1,066
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2036	1,700	1,925
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2037	3,000	3,395
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2038	3,000	3,391
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2039	3,000	3,387
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2019, 4.00% 2040	2,000	2,255
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2021, 4.00% 2044	3,500	4,002
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2026	1,800	2,066
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2028	1,100	1,293
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2033	2,000	2,329
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2035	6,155	7,158
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2018, 5.00% 2036	10,150	11,793
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 4.00% 2039	2,220	2,514
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 4.00% 2040	1,500	1,696
County of Bexar, Hospital Dist., Certs. of Obligation, Series 2020, 5.00% 2045	2,500	3,003
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	1,750	2,091
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2037	1,500	1,705
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2038	3,000	3,401
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2038	4,200	4,998
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2039	1,500	1,699
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2020, 4.00% 2040	2,150	2,431

184	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Bexar, Limited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2043 (preref. 2026)	$5,000	$5,801
City of Brownsville, Utilities System Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2027	1,965	2,268
City of Bryan, Electric System Rev. Bonds, Series 2018, 4.00% 2043	4,285	4,621
City of Bryan, Electric System Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2027	700	810
City of Bryan, Electric System Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2028	1,405	1,623
City of Bryan, Electric System Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2029	645	757
City of Bryan, Electric System Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2030	1,000	1,168
Bushland Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2022, 4.00% 2047	2,385	2,745
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2031 (preref. 2025)	1,000	1,126
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2033 (preref. 2025)	1,000	1,126
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2034 (preref. 2025)	1,500	1,689
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2015-A, 5.00% 2040 (preref. 2025)	5,845	6,582
Clear Creek Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2012-B, 5.00% 2025 (preref. 2022)	4,370	4,377
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 1.35% 2032 (put 2022)	1,000	1,004
Clifton Higher Education Fin. Corp., Education Rev. and Ref. Bonds (Idea Public Schools), Series 2016-A, 5.00% 2046	2,000	2,258
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2022	1,715	1,757
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2016-B, 5.00% 2024	260	284
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2016-B, 5.00% 2028	405	463
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2012, 5.00% 2032	2,415	2,466
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 4.00% 2033	2,125	2,452
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2013, 6.00% 2033	250	267
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 4.00% 2034	2,300	2,653
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 4.00% 2044	5,000	5,696
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2048	6,470	7,781
Clifton Higher Education Fin. Corp., Education Rev. Bonds (International Leadership of Texas, Inc.), Series 2021, 5.00% 2028	500	601
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2015-A, 5.00% 2035	100	109
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2014-A, 4.50% 2044	1,465	1,536
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2014-A, 4.60% 2049	3,455	3,626
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Yes Prep Public Schools, Inc.), Series 2020, 5.00% 2027	560	659
Conroe Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2016, 5.00% 2038	560	633
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2036	1,000	1,188
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2037	1,945	2,310
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2038	1,775	2,105
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2043	9,240	10,881
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2048	10,000	11,698
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2017-A-2, 1.25% 2036 (put 2022)	5,125	5,145
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B-1, 1.25% 2036 (put 2022)	2,250	2,259
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B-3, 1.25% 2040 (put 2022)	5,000	5,019
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2028	8,565	8,835
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2029	5,000	5,158
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 5.00% 2031	6,540	6,747
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2021-A, 4.00% 2036	3,000	3,462
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2021-A, 4.00% 2037	9,225	10,619
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2021-A, 4.00% 2038	10,060	11,514
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2021-A, 4.00% 2039	5,235	5,983
City of Dallas, G.O. Rev. Ref. and Improvement Bonds, Series 2020-A, 5.00% 2022	10,000	10,017
City of Dallas, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021, 4.00% 2034	2,000	2,181
City of Dallas, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021, 4.00% 2036	1,000	1,089

American Funds Tax-Exempt Funds	185

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Dallas, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021, 4.00% 2037	$1,250	$1,361
City of Dallas, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021, 4.00% 2038	1,000	1,087
City of Dallas, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)	6,000	5,976
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2017, 5.00% 2027	1,250	1,489
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2016-A, 5.00% 2036	5,400	6,246
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2017, 5.00% 2042	8,700	10,245
City of Dallas, Waterworks and Sewer System Rev. Ref. Bonds, Series 2017, 5.00% 2046	12,550	14,697
Dallas Area Rapid Transit Sales Tax Rev. Bonds, Series 2020-B, 5.00% 2023	2,000	2,149
Dallas Area Rapid Transit Sales Tax Rev. Improvement and Rev. Ref. Bonds, Series 2021-B, 4.00% 2051	14,210	16,102
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	2,500	3,107
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2031	1,130	1,252
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2019, 5.00% 2033	2,000	2,491
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	6,520	8,109
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	1,010	1,238
Dallas Area Rapid Transit Sales Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2046 (preref. 2025)	3,000	3,422
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2034 (preref. 2024)	1,000	1,099
Dallas Independent School Dist., Unlimited Tax School Building Bonds, Series 2016-A, 4.00% 2030	750	808
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2037	700	810
Del Mar College Dist., Limited Tax Bonds, Series 2020-B, 4.00% 2038	1,000	1,155
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2039	750	864
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2040	1,000	1,150
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 4.00% 2045	2,500	2,843
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2029	3,500	4,046
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2033	14,180	16,277
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2035	6,775	7,760
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2036	7,500	8,583
Denton Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-A, 5.00% 2045	1,000	1,128
Duncanville Independent School Dist., Unlimited Tax School Building Bonds, Series 2015, 5.00% 2045	5,390	5,908
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2040	1,000	1,148
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2041	1,000	1,145
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2044	1,570	1,786
City of El Paso, Combination Tax and Rev. Certs. of Obligation, Series 2021-A, 4.00% 2047	1,750	1,974
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2025	1,000	1,131
Fort Bend Grand Parkway Toll Road Auth., Limited Contract Tax and Toll Road Rev. Ref. Bonds, Series 2021-A, 3.00% 2034	1,500	1,601
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)	4,255	4,096
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)	2,395	2,373
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 4.00% 2032	750	882
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 4.00% 2033	705	828
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2021-A, 4.00% 2034	1,000	1,172
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 1.95% 2049 (put 2022)[3]	12,065	12,148
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-A, 4.75% 2038	1,750	1,793
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-B, 4.75% 2042	8,340	8,548
G.O. Water Financial Assistance Bonds (Water Infrastructure Fund), Series 2013-B, 5.00% 2026	1,600	1,700
G.O. Water Financial Assistance Rev. Ref. Bonds, Series 2021-B, 4.00% 2031	1,000	1,089
G.O. Water Financial Assistance Rev. Ref. Bonds (State Part. Program), Series 2019-D, 5.00% 2022	1,985	2,030
G.O. Water Financial Assistance Rev. Ref. Bonds (Water Infrastructure Fund), Series 2019-E-1, 5.00% 2022 (escrowed to maturity)	7,250	7,414
Galena Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2022	575	589
City of Galveston, Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)	1,875	1,834
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 4.00% 2046	1,900	2,159
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2019, 4.00% 2049	1,200	1,333
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 4.00% 2051	2,250	2,536
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 0.45% 2040 (put 2022)	1,600	1,600
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.15% 2049 (put 2022)	4,440	4,429

186	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Bonds, Series 2013-B, 5.25% 2051 (preref. 2023)	$12,845	$13,763
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Bonds, Series 2013-B, 5.00% 2053 (preref. 2023)	23,120	24,677
Grand Parkway Transportation Corp., Grand Parkway System Toll Rev. Ref. Bonds, Series 2020-C, 4.00% 2045	10,000	11,198
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)	1,645	1,658
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)	1,000	1,000
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 4.00% 2023	225	230
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2033	1,560	1,599
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-B, 7.00% 2043 (preref. 2023)	550	581
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2016, 5.00% 2048	16,455	17,778
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2023	385	407
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2024	1,250	1,360
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2025	2,800	3,092
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-A, 5.00% 2025	1,000	1,136
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-A, 5.00% 2026	2,500	2,912
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2014-A, 5.00% 2027	2,800	3,089
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2016-A, 5.00% 2046	11,125	12,609
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2015, 5.00% 2027	1,575	1,771
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2015, 5.00% 2028	1,000	1,120
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2015, 5.00% 2032	1,000	1,120
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-A, 3.00% 2039	5,000	5,253
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-B, 5.00% 2041 (put 2024)	9,610	10,582
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2013-A, 4.00% 2035 (preref. 2023)	2,955	3,038
County of Harris, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2020-A, 4.30% 2040	7,575	8,710
County of Harris, Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2012-A, 5.00% 2023 (preref. 2022)	1,000	1,035
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)	2,140	2,141
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2027	3,100	3,707
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2028	2,600	3,118
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2030	1,820	2,169
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2031	1,250	1,487
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 5.00% 2033	3,675	4,358
County of Harris, Cultural Education Facs. Fin. Corp., Thermal Utility Rev. Ref. Bonds (TECO Project), Series 2017, 4.00% 2035	14,045	15,686
County of Harris, Flood Control Dist., Contract Tax Rev. Ref. Bonds, Series 2019-A, 5.00% 2022	5,000	5,149
County of Harris, Health Facs. Dev. Corp., Hospital Rev. Ref. Bonds (Houston Methodist Hospital), Series 2015, 5.00% 2045	7,825	8,688

American Funds Tax-Exempt Funds	187

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Harris, Health Facs. Dev. Corp., Rev. Ref. Bonds (CHRISTUS Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.10% 2031[2]	$16,925	$16,925
County of Harris, Metropolitan Transit Auth., Sales and Use Tax Bonds, Series 2019-A, 5.00% 2037	3,170	3,926
County of Harris, Permanent Improvement Rev. Ref. Bonds, Series 2021-A, 5.00% 2035	1,095	1,411
County of Harris, Permanent Improvement Rev. Ref. Bonds, Series 2021-A, 4.00% 2036	1,380	1,633
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2028	1,500	1,637
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2053	1,350	1,474
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 3.125% 2056	1,000	1,016
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2024	2,000	2,199
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2031	5,000	6,004
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2032	4,640	5,568
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2033	2,000	2,402
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2043	3,000	3,576
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 4.00% 2048	19,000	21,162
County of Harris, Toll Road Rev. Ref. Bonds, Series 2012-C, 4.00% 2033	3,150	3,205
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2033	1,220	1,407
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2041	2,000	2,285
County of Harris, Toll Road Rev. Ref. Bonds, Series 2016-A, 5.00% 2047	7,300	8,286
County of Hidalgo, Drainage Dist. No. 1, Unlimited Tax Improvement Bonds, Series 2019, 5.00% 2032	1,900	2,249
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)	2,835	2,829
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)	5,625	5,544
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2019-A, 4.75% 2049	6,255	6,798
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	8,825	9,277
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2022-A, 3.50% 2052	11,485	12,416
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2017-A, 2.835% 2047	9,251	9,437
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	3,590	3,875
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050	13,810	14,990
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	8,115	8,549
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	1,905	1,858
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-B, 5.00% 2028	1,700	2,049
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-B, 5.00% 2029	7,505	9,030
City of Houston, Airport System Rev. and Rev. Ref. Bonds, Series 2018-B, 5.00% 2030	3,825	4,598
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2022	1,000	1,019
City of Houston, Airport System Rev. Ref. Bonds, Series 2012-B, 5.00% 2031	5,305	5,406
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2033	1,000	1,203
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2034	2,270	2,730
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2035	2,000	2,403
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2036	8,000	9,588
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2037	2,500	2,988
City of Houston, Airport System Rev. Ref. Bonds, Series 2018-D, 5.00% 2038	2,500	2,980
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 4.00% 2031	8,750	9,732
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2034	5,280	6,126
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2035	12,500	14,496
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	5,700	6,607
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2014-C, 5.00% 2025	4,080	4,442
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2030	1,850	2,251
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2032	2,000	2,436
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2020-A, 5.00% 2033	6,245	7,940
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2035	3,900	4,741
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	20,000	22,656
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2036	5,420	6,582
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2038	10,000	12,138
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2018-D, 5.00% 2039	3,475	4,215
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2022	65	66
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2023	65	68
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2024	55	59

188	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2025	$45	$49
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2026	80	89
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2027	235	265
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2028	115	130
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2029	160	183
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2030	165	191
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2031	265	308
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2028	3,060	3,446
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2029	1,000	1,126
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2030	1,000	1,126
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	1,555	1,749
City of Houston, Downtown Redev. Auth., Tax Increment Contract Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2032	1,000	1,125
City of Houston, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)	2,780	2,750
City of Houston, Water and Sewer System Rev. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2028	16,525	14,508
City of Houston, Water and Sewer System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, Assured Guaranty Municipal insured, 0% 2028 (escrowed to maturity)	1,300	1,161
Houston Independent School Dist., Limited Tax Rev. Ref. Bonds, Series 2012, 4.00% 2029 (put 2023)	1,615	1,682
Houston Independent School Dist., Limited Tax Schoolhouse and Rev. Ref. Bonds, Series 2017, 5.00% 2024	1,010	1,090
Houston Independent School Dist., Limited Tax Schoolhouse Bonds, Series 2017, 5.00% 2034	2,000	2,344
Houston Independent School Dist., Limited Tax Schoolhouse Bonds, Series 2014-A-1B, 2.25% 2037 (put 2022)	21,000	21,115
Houston Independent School Dist., Limited Tax Schoolhouse Bonds, Series 2014-A-2, 2.25% 2039 (put 2022)	3,040	3,057
Houston Independent School Dist., Limited Tax Schoolhouse Rev. Ref. Bonds, Series 2017, 5.00% 2042	2,110	2,466
Humble Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-B, 5.00% 2027	7,000	8,006
Hurst-Euless-Bedford Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2024	1,200	1,320
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-B, (SIFMA Municipal Swap Index + 1.11%) 1.16% 2044 (put 2023)[2]	450	450
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2022	100	102
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2023	150	158
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031	125	147
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2032	300	353
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	300	352
City of Irving, Hotel Occupancy Tax Rev. Ref. Bonds, Series 2019, 5.00% 2043	1,750	2,022
Jarrell Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2043	3,000	3,505
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2033	345	397
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2034	360	414
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2035	375	431
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2036	780	896
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2037	810	930
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2038	845	968
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2039	880	1,006
County of Kaufman, Limited Tax Bonds, Series 2020-A, 4.00% 2040	615	702
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2033	310	357
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2034	500	576
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2035	300	345
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2036	440	505
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2037	655	752
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2038	610	699
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2039	895	1,024
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2040	750	857

American Funds Tax-Exempt Funds	189

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 4.00% 2045	$1,500	$1,699
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2023	1,000	1,061
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2030	1,000	1,114
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2035	3,080	3,426
Klein Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2016-A, 4.00% 2038	2,080	2,238
Laredo Unified School Dist., Unlimited Tax School Building Bonds, Series 2018, 5.00% 2036	1,205	1,415
Leander Independent School Dist., Unlimited Tax School Building Bonds, Capital Appreciation Bonds, Series 2014-C, 0% 2037 (preref. 2024)	1,175	582
Leander Independent School Dist., Unlimited Tax School Building Bonds, Capital Appreciation Bonds, Series 2014-C, 0% 2043 (preref. 2024)	14,860	5,256
Lewisville Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 4.00% 2036	3,000	3,479
Lone Star College System, Limited Tax G.O. Bonds, Series 2017-A, 5.00% 2032	1,000	1,174
Los Fresnos Consolidated Independent School Dist., Unlimited Tax School Buildings Bonds, Series 2021, 4.00% 2051	1,000	1,145
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2015-D, 5.00% 2029	2,150	2,403
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2015-D, 5.00% 2031	3,000	3,349
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2036	2,000	2,473
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2037	2,000	2,471
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2038	2,000	2,464
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2020, 5.00% 2040	4,415	5,422
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2015, 5.00% 2024	880	956
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2025	750	816
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2013, 5.00% 2026	5,000	5,064
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2013-A, 5.00% 2027	3,500	3,684
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2027	1,000	1,153
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2029	1,525	1,751
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2030	2,500	3,062
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2031	2,000	2,443
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2031	1,000	1,221
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2032	4,700	5,625
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2032	2,000	2,442
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2032	1,000	1,222
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2033	1,250	1,495
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2033	1,000	1,244
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 4.00% 2034	1,300	1,406
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2034	1,500	1,830
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2034	1,240	1,483
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 4.00% 2035	850	917
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2013-A, 5.00% 2036	6,000	6,303

190	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2036	$1,000	$1,237
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2036	1,000	1,191
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2037	3,000	3,572
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2037	1,000	1,234
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2037	1,000	1,216
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2038	1,585	1,952
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2038	1,000	1,154
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2039	1,565	1,925
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019, 5.00% 2039	1,000	1,152
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2040	2,000	2,454
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2015, 5.00% 2040	1,500	1,659
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2040	810	979
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2043	3,250	3,832
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2015, 5.00% 2045	5,000	5,503
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2045	2,250	2,698
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2045	1,000	1,212
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2046	4,000	4,487
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2019-A, 4.00% 2049	5,000	5,447
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020-A, 5.00% 2050	7,500	9,029
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2012, 3.00% 2036	2,850	3,101
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2012, 3.00% 2037	2,920	3,173
Mansfield Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 5.00% 2039	3,955	4,631
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (AEP Texas Central Co. Project), Series 2005-A, AMBAC insured, 4.40% 2030	3,475	4,005
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (Central Power and Light Co. Project), Series 2001-A, 2.60% 2029	1,675	1,713
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)	3,675	3,590
Mesquite Independent School Dist., Unlimited Tax School Building Bonds, Series 2017-B, 5.00% 2042	4,475	5,067
Montgomery Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2015, 4.00% 2045	13,500	14,366
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026	15,865	18,045
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-B, (SIFMA Municipal Swap Index + 0.55%) 0.61% 2027[2]	8,630	8,648
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-A, (3-month USD-LIBOR x 0.66 + 0.69%) 0.823% 2027[2]	97,500	97,545
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-A, (3-month USD-LIBOR + 0.87%) 1.005% 2027[2]	28,180	28,285
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2027	7,270	8,429
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2029	6,000	7,160
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2030	9,500	11,538
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2031	12,010	14,798
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2032	15,035	18,803

American Funds Tax-Exempt Funds	191

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2030	$1,000	$1,054
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2032	1,565	1,644
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2034	1,250	1,312
Municipal Power Agcy., Transmission System Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2038	1,000	1,046
Nacarro Independent School Dist., Unlimited Tax School Building Bonds, Series 2022, 4.00% 2057	10,000	11,318
Nacogdoches Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2049	2,610	3,108
City of New Braunfels, Utility System Rev. Ref. Bonds, Series 2021, 4.00% 2051	4,000	4,480
New Caney Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 1.25% 2050 (put 2024)	1,660	1,662
New Hope Cultural Education Facs. Fin. Corp., Education Rev. and Rev. Ref. Bonds (Junilee Academic Center), Series 2021, 4.00% 2036[1]	1,000	1,082
New Hope Cultural Education Facs. Fin. Corp., Education Rev. and Rev. Ref. Bonds (Junilee Academic Center), Series 2021, 4.00% 2041[1]	1,245	1,334
New Hope Cultural Education Facs. Fin. Corp., Education Rev. and Rev. Ref. Bonds (Junilee Academic Center), Series 2021, 4.00% 2046[1]	1,430	1,515
New Hope Cultural Education Facs. Fin. Corp., Education Rev. and Rev. Ref. Bonds (Junilee Academic Center), Series 2021, 4.00% 2051[1]	1,025	1,082
New Hope Cultural Education Facs. Fin. Corp., Education Rev. and Rev. Ref. Bonds (Junilee Academic Center), Series 2021, 4.00% 2056[1]	1,990	2,088
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 4.00% 2033	3,000	3,302
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 4.00% 2036	10,000	10,968
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 4.00% 2037	10,000	10,979
New Hope Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Children’s Health System of Texas Project), Series 2017-A, 5.00% 2047	16,070	18,680
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 2.10% 2023	85	85
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2036 (preref. 2024)	350	392
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2046 (preref. 2024)	200	224
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2043	1,000	1,029
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2049	1,550	1,591
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2026	1,000	1,112
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2031	1,615	1,774
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2040	4,300	4,683
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2021, 4.00% 2049	1,800	1,964
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2021, 4.00% 2055	1,500	1,632
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2037 (preref. 2027)	1,500	1,761
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2042 (preref. 2027)	875	1,027
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville II, LLC - Tarleton State University Project), Series 2014-A, 5.00% 2046	1,500	1,625
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2018, 5.00% 2048	1,500	1,517
North Central Texas Health Facs. Dev. Corp., Hospital Rev. Ref. Bonds (Children’s Medical Center of Dallas Project), Series 2012, 5.00% 2032 (preref. 2022)	3,000	3,072

192	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)	$995	$976
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2007, 5.25% 2026	4,655	5,385
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2007, 5.25% 2032	7,800	10,273
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2033	1,125	1,338
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2034	910	1,080
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2019-A, 4.00% 2044	2,500	2,855
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2051	12,570	14,288
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2019-A, 4.00% 2058	2,775	3,117
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2060	32,045	35,954
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,100	2,445
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2033	2,700	3,137
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,250	1,451
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 4.00% 2041	15,790	16,784
North Lamar Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2051	2,000	2,309
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2035	500	541
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2036	470	508
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2039	1,245	1,329
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 3.00% 2040	1,265	1,344
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2033	1,440	1,672
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2034	2,000	2,321
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2021-B, 4.00% 2035	1,200	1,393
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2035	2,245	2,606
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2036	2,500	2,900
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2037	3,000	3,479
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2038	10,000	11,926
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2043	34,970	41,443
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-B, 5.00% 2048	2,700	3,098
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2038	2,500	2,876
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2039	2,500	2,870
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2040	2,000	2,290
North Texas Tollway Auth., System Rev. and Rev. Ref. Second Tier Bonds, Series 2021-B, 4.00% 2041	2,000	2,287
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	4,500	4,950
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	4,000	4,397
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2036	1,000	1,129
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2038	1,500	1,646
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2039	8,905	10,039
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-B, 5.00% 2040	7,200	7,473
North Texas Tollway Auth., System Rev. Ref. First Tier Bonds, Series 2020-A, 3.00% 2037	18,005	18,912
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2013, 5.00% 2043	7,000	7,378
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)	5,250	5,113
County of Nueces, Limited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2034	1,250	1,443
County of Nueces, Limited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2035	650	749
County of Nueces, Limited Tax Rev. Ref. Bonds, Series 2019, 4.00% 2039	1,800	2,062
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)	8,610	8,525
City of Olmos Park, Higher Education Facs. Corp., Higher Education Rev. Improvement and Ref. Bonds (University of the Incarnate Word Project), Series 2012, 5.00% 2026 (preref. 2022)	2,075	2,148
Pecos-Barstow-Toyah Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 4.00% 2041	2,600	2,791
Plainview Independent School Dist., Unlimited Tax School Building Bonds, Series 2020-B, 1.50% 2050 (put 2023)	6,000	6,028
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2049	1,250	1,500
Public Fin. Auth., Rev. Fncg. System Bonds (Texas Southern University), Series 2016, BAM insured, 4.00% 2033	665	718
Rankin Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 4.00% 2044	1,090	1,157
Red River Education Fin. Corp., Higher Education Rev. Bonds (St. Edward’s University Project), Series 2016, 4.00% 2041	1,640	1,749
Richardson Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2042	5,000	5,616
City of Rio Grande, Consolidated Independent School Dist., Unlimited Tax School Buildings Bonds, Series 2021, 4.00% 2051	1,135	1,313
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2023	100	104
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 4.00% 2034	325	371
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2022	1,225	1,254
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2023	1,980	2,108
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2027	1,920	2,296

American Funds Tax-Exempt Funds	193

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015, 3.00% 2027	$6,900	$7,349
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015, 3.00% 2028	5,000	5,306
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015-D, 1.125% 2045 (put 2026)	8,350	8,216
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)	6,070	6,332
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2016, 5.00% 2026	2,500	2,860
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2016, 5.00% 2029	10,000	11,576
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2038	1,750	2,186
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2039	2,000	2,493
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2040	2,465	3,065
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2041	2,000	2,481
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018-A, 5.00% 2044	4,000	4,800
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018-A, 5.00% 2048	5,180	6,183
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2020, 5.00% 2045	1,600	1,940
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2046	27,150	33,253
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)	5,000	5,079
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2021-A, 5.00% 2049	45,150	55,063
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2020, 5.00% 2049	1,000	1,201
San Jacinto Community College Dist., G.O. Building and Rev. Ref. Bonds, Series 2021, 4.00% 2046	5,000	5,717
San Jacinto Community College Dist., G.O. Building Bonds, Series 2016-A, 4.00% 2046	2,500	2,673
SMHA Fin. Public Fac. Corp., Multi Family Housing Rev. Bonds (The Lantana Apartments), Series 2021, 0.28% 2025 (put 2024)	23,000	22,609
South San Antonio Independent School Dist., Unlimited Tax School Building Bonds, Series 2005, 5.50% 2030	7,510	9,371
Southwest Houston Redev. Auth., Tax Increment Contract Rev. Bonds, Series 2020, Assured Guaranty Municipal insured, 4.00% 2035	465	513
Southwest Houston Redev. Auth., Tax Increment Contract Rev. Bonds, Series 2020, Assured Guaranty Municipal insured, 4.00% 2037	775	855
Spring Branch Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2019, 5.00% 2022	1,500	1,500
Spring Branch Independent School Dist., Unlimited Tax Schoolhouse Bonds, Series 2019, 5.00% 2023	1,200	1,252
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2037	2,500	2,815
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2038	2,500	2,807
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	1,545	1,731
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	1,250	1,400
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2040	1,490	1,666
County of Tarrant, Cultural Education Facs. Fin. Corp., Health Resources System Rev. Bonds, Series 2015-A, 4.25% 2052	1,000	1,076
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2031	1,000	1,147
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2032	2,250	2,578
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Baylor Scott & White Health Project), Series 2016-A, 5.00% 2037	3,250	3,709
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 5.00% 2032	3,000	3,703
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 5.00% 2033	1,800	2,221
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Cook Children’s Medical Center), Series 2020, 4.00% 2045	5,000	5,641
County of Tarrant, Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Baylor Scott & White Health Project), Series 2013-A, 5.00% 2033 (preref. 2023)	1,000	1,063
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 4.00% 2031	6,315	6,599
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2023	1,530	1,629
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2030	4,480	4,966
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2035	1,500	1,646
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2016-E, 5.00% 2024	5,165	5,624

194	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2017-C, 5.00% 2033	$1,000	$1,175
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	1,500	1,666
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2029	5,250	6,168
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2032	6,030	7,343
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2035	1,145	1,332
Board of Regents of the Texas State University System, Rev. Fncg. System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2036	1,180	1,372
Board of Regents of the Texas Tech University System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2015-A, 5.00% 2033	2,000	2,210
Tollway Auth., System Rev. Ref. Bonds, Series 2008-I, Assured Guaranty insured, 6.20% 2042 (preref. 2025)	5,000	5,725
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2030	1,055	1,151
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-B, 5.00% 2032	2,000	2,176
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2033	5,000	5,457
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2037	8,250	9,005
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-B, 5.00% 2037	4,000	4,336
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-B, 0% 2036	1,000	568
Transportation Commission, G.O. Mobility Fund Bonds, Series 2014-A, 5.00% 2044	4,000	4,408
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2038	850	454
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2039	950	481
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2040	800	383
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2041	1,425	645
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2043	2,185	887
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2044	2,850	1,094
County of Travis, Housing Fin. Corp., Multi Family Housing Rev. Bonds (Montopolis Apartments), Series 2020, 0.40% 2041 (put 2024)	18,420	18,072
Trinity River Auth., Regional Wastewater System Rev. Ref. Bonds, Series 2020, 5.00% 2030	1,000	1,257
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2028	40,795	36,125
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2029	27,520	23,728
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2031	1,000	1,183
United Independent School Dist., Unlimited Tax School Building Bonds, Series 2017, 5.00% 2032	1,000	1,183
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	3,000	3,441
Board of Regents of the University of Houston System, Consolidated Rev. and Rev. Ref. Bonds, Series 2020-A, 3.00% 2030	4,440	4,785
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2031	3,040	3,621
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2032	2,185	2,598
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2033	2,000	2,378
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2036	2,000	2,372
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2037	1,800	2,133
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2038	2,100	2,485
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2039	2,125	2,512
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2044	9,000	10,567

American Funds Tax-Exempt Funds	195

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Board of Regents of the University of Texas System, Rev. Fncg. System Bonds, Series 2016-E, 5.00% 2023	$1,555	$1,655
Board of Regents of the University of Texas System, Rev. Fncg. System Bonds, Series 2020-C, 5.00% 2031	5,500	7,115
Board of Regents of the University of Texas System, Rev. Fncg. System Bonds, Series 2020-A, 5.00% 2050	4,900	7,182
Water Dev. Board, State Revolving Fund Rev. Bonds, Series 2020, 4.00% 2038	2,000	2,336
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2017-A, 5.00% 2028	2,000	2,400
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2015-A, 5.00% 2030	9,540	10,835
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2032	8,445	9,659
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2033	2,000	2,287
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2034	6,440	7,339
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2035	8,810	10,054
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2017-A, 4.00% 2036	10,000	11,249
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2036	5,100	5,815
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2037	15,000	17,089
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 4.00% 2038	4,000	4,548
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2015-A, 5.00% 2040	10,350	11,691
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2016, 5.00% 2046	10,000	11,494
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 5.00% 2049	5,000	5,979
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2021, 4.00% 2051	35,000	40,137
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2021, 4.00% 2056	10,180	11,619
West Harris County Regional Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2019, 4.00% 2045	1,000	1,135
West Harris County Regional Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2051	6,000	6,888
West Harris County Regional Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2060	12,750	14,508
West Travis County Public Utility Agcy., Rev. Ref. Bonds, Series 2017, BAM insured, 4.00% 2033	1,100	1,210
		2,668,973

United States 0.50%
Freddie Mac, Multi Family Certs., Series M-067, Class M, 2.25% 2037	58,760	57,308
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class AUS, 3.40% 2036	23,997	26,363
Freddie Mac, Multi Family Mortgage Certs., Series 2015-M-033, 2.65% 2030	7,625	7,866
Freddie Mac, Multi Family Mortgage Certs., Series 2018-M-042, Class A, (SIFMA Municipal Swap Index + 0.30%) 2.60% 2033[1]	23,310	23,310
Freddie Mac, Multi Family Mortgage Certs., Series 2019-M-049, 3.05% 2034	3,955	4,182
Freddie Mac, Multi Family Mortgage Certs., Series 2018-M-046, 2.625% 2035[1]	12,935	12,935
Freddie Mac, Multi Family Mortgage Green Bonds, Series 2021-ML-10, Class AUS, 2.032% 2038[1]	12,031	11,467
		143,431

Utah 0.43%
Charter School Fin. Auth., Charter School Rev. Ref. Bonds (Early Light Academy), Series 2017, 5.00% 2037[1]	5,185	5,670
G.O. Bonds, Series 2013, 5.00% 2023 (preref. 2022)	2,800	2,853
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2010-B-1, 4.00% 2024	35	35
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2015-D-2, 4.00% 2045	4,635	4,864
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2037	4,260	4,940
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2038	4,430	5,114
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2039	4,510	5,186
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2040	4,795	5,495
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 4.00% 2041	4,820	5,515
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2046	2,150	2,621
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2017-B, 5.00% 2047	5,995	7,002
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2051	4,000	4,840
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018-A-1, 5.00% 2038	730	837
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018-A-1, 5.00% 2043	1,150	1,310
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018-A-1, 5.00% 2048	1,185	1,341
Transit Auth., Sales Tax Rev. and Rev. Ref. Bonds, Series 2007-A, National insured, 5.00% 2035	38,270	49,241
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2032	1,000	1,199
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2034	1,000	1,201
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2035	1,000	1,200
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2036	2,000	2,400
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2037	1,400	1,681
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2038	1,250	1,498

196	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Utah (continued)
County of Utah, Hospital Rev. Bonds (IHC Health Services, Inc.), Series 2018-A, 5.00% 2039	$2,190	$2,621
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2027	315	369
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2028	450	537
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2030	175	216
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2031	95	119
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2032	135	156
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2033	150	173
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2034	115	132
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2035	215	247
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2037	300	345
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2039	175	200
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2040	160	183
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2041	175	200
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2046	275	311
		121,852

Vermont 0.06%
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-A, 5.00% 2031	3,300	3,769
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-A, 5.00% 2033	2,200	2,507
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-B, 5.00% 2039	1,750	1,984
Educational and Health Buildings Fncg. Agcy., Rev. Bonds (The University of Vermont Medical Center Project), Series 2016-B, 5.00% 2046	4,300	4,855
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2018-A, 4.00% 2048	2,610	2,757
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2017-D, 4.00% 2048	675	706
		16,578

Virginia 1.93%
County of Albemarle, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster-Canterbury of the Blue Ridge), Series 2022-A, 5.00% 2023	280	295
County of Albemarle, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster-Canterbury of the Blue Ridge), Series 2022-A, 4.00% 2042	1,330	1,484
County of Albemarle, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster-Canterbury of the Blue Ridge), Series 2022-A, 4.00% 2049	2,800	3,096
County of Albemarle, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster-Canterbury of the Blue Ridge), Series 2022-B, 4.00% 2054	5,220	5,542
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2030	260	292
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2045	4,000	4,388
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2050	2,000	2,190
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2037	1,700	2,102
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 4.00% 2045	3,335	3,767
County of Botetourt, Industrial Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Glebe, Inc.), Series 2014-A, 6.00% 2044	5,750	6,244
Capital Region Airport Commission, Airport Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	450	458

American Funds Tax-Exempt Funds	197

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
Capital Region Airport Commission, Airport Rev. Ref. Bonds, Series 2013-A, 5.00% 2022 (escrowed to maturity)	$135	$137
Capital Region Airport Commission, Airport Rev. Ref. Bonds, Series 2013-A, 5.00% 2023	600	635
City of Chesapeake, Chesapeake Transportation System Toll Road Rev. Ref. Bonds, Series 2012-A, 5.00% 2047	2,525	2,573
City of Chesapeake, Chesapeake Transportation System Toll Road Rev. Ref. Bonds, Convertible Capital Appreciation Bonds, Series 2012-B, 0% 2040 (4.875% on 7/15/2023)[3]	2,000	2,159
College Building Auth., Educational Facs. Rev. Bonds (21st Century College and Equipment Programs), Series 2019-A, 5.00% 2022	12,395	12,395
College Building Auth., Educational Facs. Rev. Bonds (Washington and Lee University Project), Series 2001, 5.75% 2034	1,000	1,399
College Building Auth., Educational Facs. Rev. Ref. Bonds (21st Century College and Equipment Programs), Series 2017-E, 5.00% 2028	3,940	4,738
College Building Auth., Educational Facs. Rev. Ref. Bonds (21st Century College and Equipment Programs), Series 2017-E, 5.00% 2029	11,000	13,235
College Building Auth., Educational Facs. Rev. Ref. Bonds (21st Century College and Equipment Programs), Series 2017-E, 5.00% 2031	11,000	13,160
College Building Auth., Educational Facs. Rev. Ref. Bonds (Public Higher Education Fncg. Program), Series 2014-A, 5.00% 2025 (preref. 2024)	2,355	2,591
College Building Auth., Educational Facs. Rev. Ref. Bonds (Public Higher Education Fncg. Program), Series 2015-B, 5.00% 2026	900	1,020
College Building Auth., Educational Facs. Rev. Ref. Bonds (Public Higher Education Fncg. Program), Series 2015-B, 5.00% 2028	2,600	2,933
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. and Rev. Ref. Notes, Series 2017, 5.00% 2025	5,110	5,707
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. and Rev. Ref. Notes, Series 2017, 5.00% 2026	2,500	2,905
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. and Rev. Ref. Notes, Series 2017, 3.00% 2028	5,755	6,203
Commonwealth Transportation Board, Federal Transportation Grant Anticipation Rev. Notes, Series 2012-A, 5.00% 2027 (preref. 2022)	100	101
Commonwealth Transportation Board, Transportation Rev. Ref. Bonds, Series 2016-C, 5.00% 2025	2,000	2,245
County of Fairfax, Econ. Dev. Auth., County Facs. Rev. Ref. Bonds (County Facs. Project), Series 2021-B, 4.00% 2037	2,525	2,989
County of Fairfax, Econ. Dev. Auth., County Facs. Rev. Ref. Bonds (County Facs. Project), Series 2021-B, 4.00% 2041	1,520	1,779
County of Fairfax, Econ. Dev. Auth., Residential Care Facs. Mortgage Rev. Ref. Bonds (Goodwin House Inc.), Series 2016-A, 5.00% 2036	2,925	3,215
County of Fairfax, Industrial Dev. Auth., Health Care Rev. Bonds (Inova Health System Project), Series 2012-A, 5.00% 2035	1,000	1,013
County of Fairfax, Industrial Dev. Auth., Health Care Rev. Bonds (Inova Health System Project), Series 2012-A, 5.00% 2040	2,000	2,026
County of Fairfax, Industrial Dev. Auth., Health Care Rev. Bonds (Inova Health System Project), Series 2018-B, 5.00% 2057 (put 2023)	15,175	15,983
County of Fairfax, Sewer Rev. Bonds, Series 2021, 5.00% 2046	7,750	9,851
County of Fairfax, Sewer Rev. Ref. Bonds, Series 2021-B, 4.00% 2038	1,225	1,455
County of Fairfax, Water Auth., Water Rev. Ref. Bonds, Series 2005-B, 5.25% 2026	1,500	1,747
County of Fairfax, Water Auth., Water Rev. Ref. Bonds, Series 2012, 5.00% 2028	1,000	1,008
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Bonds (Convocation Center Project), Series 2021, Assured Guaranty Municipal insured, 5.375% 2053 (put 2043)	8,500	10,253
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2038	5,280	6,052
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2040	6,340	7,410
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2043	5,400	6,124
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2048	6,390	7,199
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2050	10,500	12,071
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2055	11,000	12,342
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2059	18,160	20,741

198	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
City of Fredericksburg, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2014, 5.00% 2031	$500	$540
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2025	1,800	2,028
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	3,520	3,963
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028 (preref. 2025)	1,600	1,804
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2029 (preref. 2025)	1,375	1,551
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030 (preref. 2025)	1,500	1,691
Greater Richmond Convention Center Auth., Hotel Tax Rev. Ref. Bonds, Series 2015, 5.00% 2032 (preref. 2025)	1,000	1,128
Hampton Roads Sanitation Dist., Wastewater Rev. Ref. Bonds, Series 2014-A, 5.00% 2025	4,000	4,382
County of Hanover, Econ. Dev. Auth., Multi Family Housing Rev. Bonds (Harbour Square Apartments), Series 2020, 0.31% 2023 (put 2022)	1,000	998
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Covenant Woods), Series 2012-A, 4.50% 2030	2,790	2,835
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2012-A, 5.00% 2042	2,125	2,163
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2034	6,150	6,651
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2017-C, 5.00% 2047	750	852
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (United Methodist Homes), Series 2012, 5.00% 2022	655	664
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (United Methodist Homes), Series 2012, 5.00% 2023	860	871
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2026	1,210	1,351
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2027	995	1,108
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2029	750	832
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2030	810	898
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2031	820	907
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury of Richmond), Series 2018, 5.00% 2037	2,725	3,004
County of Henrico, Water and Sewer System Rev. Ref. Bonds, Series 2013, 5.00% 2023	945	996
County of Henrico, Water and Sewer System Rev. Ref. Bonds, Series 2013, 5.00% 2024 (preref. 2023)	1,000	1,053
County of James City, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Williamsburg Landing), Series 2021-A, 4.00% 2023	300	314
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-B, 0.75% 2035 (put 2025)	10,875	10,741
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-A, 1.80% 2035 (put 2022)	1,650	1,654
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 4.00% 2041	570	649
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 3.00% 2051	6,150	5,793
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 4.00% 2055	4,755	5,263
New River Valley Regional Jail Auth., Regional Jail Fac. Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,000	2,321
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 5.00% 2024	160	177
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 5.00% 2038	2,500	2,754
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Bonds, Series 2017-A, 5.00% 2046[1]	15,250	17,178
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Ref. Bonds (Custodial Receipts), Series 2015, 5.33% 2045[1]	41,100	45,241
City of Norfolk, Econ. Dev. Auth., Health Care Facs. Rev. Ref. Bonds (Sentara Healthcare), Series 2012-B, 5.00% 2036	1,865	1,922
City of Norfolk, Econ. Dev. Auth., Health Care Facs. Rev. Ref. Bonds (Sentara Healthcare), Series 2012-B, 5.00% 2043	1,500	1,545
City of Norfolk, Water Rev. Bonds, Series 2015-A, 5.25% 2044	2,000	2,213

American Funds Tax-Exempt Funds	199

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of Prince William, Gateway Community Dev. Auth., Special Assessment Rev. Ref. Bonds, Series 2012, 5.00% 2030	$1,500	$1,501
County of Prince William, Heritage Hunt Commercial Community Dev. Auth., Special Assessment Bonds, Series 1999-B, 7.00% 2029	482	483
Public Building Auth., Public Facs. Rev. Bonds, Series 2015-B, 5.00% 2026	1,140	1,284
Public Building Auth., Public Facs. Rev. Bonds, Series 2014-A, 5.00% 2027 (preref. 2024)	2,000	2,195
Public Building Auth., Public Facs. Rev. Bonds, Series 2020-A, 4.00% 2040	1,690	1,970
Public School Auth., School Fncg. Rev. Ref. Bonds (1997 Resolution), Series 2015-A, 5.00% 2026	2,000	2,261
Public School Auth., School Fncg. Rev. Ref. Bonds (1997 Resolution), Series 2015-A, 5.00% 2028	2,000	2,258
Rappahannock Regional Jail Auth., Fac. Capital Improvement Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2030 (preref. 2025)	1,750	1,987
Rappahannock Regional Jail Auth., Fac. Capital Improvement Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2031 (preref. 2025)	2,000	2,271
Rappahannock Regional Jail Auth., Fac. Capital Improvement Rev. and Rev. Ref. Bonds, Series 2015, 5.00% 2032 (preref. 2025)	2,250	2,554
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2011-A, 5.00% 2024	35	35
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2014-B, 5.00% 2027	870	963
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2014-B, 5.00% 2027 (preref. 2024)	130	144
Resources Auth., Infrastructure Rev. Bonds (Pooled Fncg. Program), Series 2011-B, 5.00% 2027	15	15
City of Richmond, Public Utility Rev. and Rev. Ref. Bonds, Series 2013-A, 5.00% 2027 (preref. 2023)	1,000	1,041
City of Richmond, Public Utility Rev. Bonds, Series 2020-A, 4.00% 2050	3,000	3,421
City of Roanoke, Econ. Dev. Auth., Hospital Rev. Bonds (Carilion Health System Obligated Group), Series 2020-A, 4.00% 2051	5,915	6,607
County of Rockingham, Econ. Dev. Auth., Residential Care Facs. Rev. Bonds (Sunnyside Presbyterian Home), Series 2020-A, 5.00% 2039	3,000	3,573
Small Business Fncg. Auth., Health Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2049	18,200	20,246
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2032	2,500	2,664
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2037	2,105	2,239
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2042	2,960	3,141
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2047	5,000	5,297
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2052	5,000	5,294
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 4.00% 2036	1,210	1,338
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 4.00% 2041	2,500	2,745
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 4.00% 2051	5,000	5,441
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2033	1,665	1,974
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2034	1,325	1,570
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2035	1,610	1,905
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2038	3,000	3,351
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2045	14,660	16,138
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2051	23,855	26,265
City of Spotsylvania, Water and Sewer System Rev. Ref. Bonds, Series 2015, 5.00% 2026	3,000	3,383
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2032	1,500	1,696
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2033	750	847
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2035	1,000	1,127
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 5.00% 2027 (preref. 2025)	2,485	2,806
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 5.00% 2028	10,000	11,290
Upper Occoquan Sewage Auth., Regional Sewerage System Rev. Ref. Bonds, Series 2014, 4.00% 2033 (preref. 2025)	2,630	2,881
Western Virginia Regional Jail Auth., Regional Jail Fac. Rev. Ref. Bonds, Series 2015, 5.00% 2025	1,115	1,264

200	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
City of Winchester, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Valley Health System Obligated Group), Series 2015, 5.00% 2035	$1,000	$1,120
City of Winchester, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Valley Health System Obligated Group), Series 2014-A, 5.00% 2044 (preref. 2024)	3,000	3,222
City of Winchester, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Valley Health System Obligated Group), Series 2015, 5.00% 2044	2,000	2,243
County of Wise, Industrial Dev. Auth., Solid Waste and Sewage Disposal Rev. Bonds (Virginia Electric and Power Co. Project), Series 2009-A, 0.75% 2040 (put 2025)	12,875	12,677
County of York, Econ. Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2009-A, 1.90% 2033 (put 2023)	6,750	6,842
		552,856

Washington 2.08%
Bethel School Dist. No. 403, Unlimited Tax G.O. Rev. Ref. Bonds, Series 2020, 4.00% 2025	420	464
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Green Bonds, Series 2016-S-1, 5.00% 2031	1,000	1,161
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Green Bonds, Series 2016-S-1, 5.00% 2033	1,305	1,513
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Green Bonds, Series 2016-S-1, 5.00% 2036	3,000	3,470
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 3.00% 2036	13,500	14,448
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 4.00% 2046	5,000	5,772
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement Green Bonds, Series 2015-S-2-A, (SIFMA Municipal Swap Index + 0.20%) 12.00% 2045 (put 2026)[2]	18,000	18,175
Central Puget Sound Regional Transit Auth., Sales Tax Improvement and Rev. Ref. Green Bonds, Series 2015-S-1, 5.00% 2045 (preref. 2025)	5,000	5,690
Central Puget Sound Regional Transit Auth., Sales Tax Improvement Green Bonds, Series 2015-S-2B, (SIFMA Municipal Swap Index + 0.45%) 0.51% 2045 (put 2023)[2]	7,650	7,674
Certs. of Part., Series 2016-B, 5.00% 2022	2,090	2,129
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 1), Series 2017-A, 5.00% 2028	10,000	11,874
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 1), Series 2015-C, National insured, 5.00% 2030	1,250	1,402
Energy Northwest, Electric Rev. Ref. Bonds (Project No. 3), Series 2015-C, 5.00% 2026	1,500	1,688
Federal Highway Grant Anticipation Rev. Bonds (SR 520 Corridor Program), Series 2012-F, 5.00% 2023	5,110	5,233
G.O. Bonds, Series 2018-C, 5.00% 2026	4,525	5,185
G.O. Bonds, Series 2017-A, 5.00% 2036	5,000	5,752
G.O. Bonds, Series 2017-A, 5.00% 2037	5,000	5,748
G.O. Bonds, Series 2022-A, 5.00% 2039	22,830	28,918
G.O. Bonds, Series 2016-A-1, 5.00% 2040	4,750	5,312
G.O. Bonds, Series 2018-C, 5.00% 2041	2,000	2,364
G.O. Bonds, Series 2018-A, 5.00% 2041	780	914
G.O. Bonds, Series 2018-A, 5.00% 2042	9,635	11,279
G.O. Rev. Ref. Bonds, Series 2018-R-D, 5.00% 2026	8,750	10,166
G.O. Rev. Ref. Bonds, Series 2018-R-D, 5.00% 2027	6,500	7,745
G.O. Rev. Ref. Bonds, Series 2016-R-C, 4.00% 2028	2,000	2,030
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2033	4,000	4,613
G.O. Rev. Ref. Bonds, Series 2018-R-D, 5.00% 2035	3,000	3,534
County of Grant, Public Utility Dist. No. 2, Electric System Rev. Ref. Bonds, Series 2017-O, 5.00% 2042	3,275	3,857
County of Grant, Public Utility Dist. No. 2, Electric System Rev. Ref. Bonds, Series 2020-R, 2.00% 2044 (put 2025)	1,500	1,535
Health Care Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-B-2, 5.00% 2049 (put 2025)	10,000	11,071
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2015, 5.00% 2026	1,500	1,677
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2015, 5.00% 2027	1,000	1,115
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2015, 5.00% 2033	1,500	1,664
Health Care Facs. Auth., Rev. Bonds (Fred Hutchinson Cancer Research Center), Series 2017-B, (1-month USD-LIBOR x 0.67 + 1.10%) 1.172% 2042 (put 2022)[2]	7,450	7,452
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2015-A, 5.00% 2031	2,335	2,612
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2015-A, 5.00% 2033	2,480	2,773
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2015-A, 5.00% 2034	2,565	2,866
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2017-B, 5.00% 2036	3,000	3,544
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2017-B, 5.00% 2037	2,000	2,362
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2017-B, 4.00% 2041	5,000	5,539

American Funds Tax-Exempt Funds	201

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Health Care Facs. Auth., Rev. Bonds (Multicare Health System), Series 2012-A, 4.00% 2046	$110	$112
Health Care Facs. Auth., Rev. Bonds (Overlake Hospital Medical Center), Series 2017-A, 5.00% 2036	1,000	1,175
Health Care Facs. Auth., Rev. Bonds (Overlake Hospital Medical Center), Series 2017-A, 5.00% 2042	1,000	1,173
Health Care Facs. Auth., Rev. Bonds (Providence Health & Services), Series 2015-A, 4.00% 2045	505	543
Health Care Facs. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2014-C, 5.00% 2044	4,165	4,545
Health Care Facs. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2014-C, 5.00% 2044 (preref. 2024)	895	981
Health Care Facs. Auth., Rev. Bonds (Seattle Cancer Care Alliance), Series 2021, 4.00% 2040[1]	920	1,051
Health Care Facs. Auth., Rev. Bonds (Seattle Cancer Care Alliance), Series 2021, 4.00% 2045[1]	1,200	1,351
Health Care Facs. Auth., Rev. Bonds (Seattle Cancer Care Alliance), Series 2021, 4.00% 2048[1]	870	972
Health Care Facs. Auth., Rev. Bonds (Seattle Children’s Hospital), Series 2017-A, 5.00% 2047	5,315	6,156
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2032	3,000	3,441
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2033	1,000	1,147
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2036	2,965	3,392
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Assn.), Series 2016, 5.00% 2031	4,625	5,204
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Assn.), Series 2016, 5.00% 2036	870	976
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Assn.), Series 2016, 5.00% 2041	645	721
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Assn.), Series 2015, 5.00% 2028	1,500	1,669
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Assn.), Series 2015, 5.00% 2029	1,750	1,943
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Assn.), Series 2015, 5.00% 2030	1,500	1,662
Health Care Facs. Auth., Rev. Ref. Bonds (Central Washington Health Services Assn.), Series 2015, 5.00% 2039	6,575	7,237
Health Care Facs. Auth., Rev. Ref. Bonds (PeaceHealth), Series 2014-A, 5.00% 2027 (preref. 2024)	795	864
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2028	2,000	2,423
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2029	3,500	4,233
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2030	4,000	4,834
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2031	2,500	3,017
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2032	3,000	3,621
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2018-B, 5.00% 2033	3,000	3,624
Health Care Facs. Auth., Rev. Ref. Bonds (Seattle Children’s Hospital), Series 2015-B, 5.00% 2038	7,000	8,612
Higher Education Facs. Auth., Rev. Bonds (Gonzaga University Project), Series 2013-A, 5.25% 2043	9,765	10,199
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)	2,585	2,564
Housing Fin. Commission, Multi Family Housing Rev. Bonds (HopeSource III Portfolio Projects), Series 2022, 1.25% 2025 (put 2024)	5,355	5,361
Housing Fin. Commission, Municipal Certs., Series 2021-1, Class X, interest only, 0.725% 2035[7]	12,665	739
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	27,712	29,316
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2025[1]	240	266
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2027[1]	110	126
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2028[1]	250	286
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2029[1]	160	183
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Emerald Heights Project), Series 2013, 5.00% 2023	100	105
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Emerald Heights Project), Series 2013, 5.00% 2028	1,100	1,149
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2038[1]	2,300	2,583
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2043[1]	3,400	3,798
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2048[1]	4,300	4,788
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.375% 2044[1]	15,880	17,221
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.50% 2049[1]	6,000	6,511
Housing Fin. Commission, Single Family Program Bonds, Series 2015-1-N, 3.45% 2030	1,105	1,132
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 3.60% 2032	255	270
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 3.375% 2034	55	55
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 2.45% 2035	1,400	1,407
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 2.65% 2040	1,750	1,772
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 2.80% 2043	975	987
Housing Fin. Commission, Single Family Program Bonds, Series 2017-2-N, 3.50% 2047	1,445	1,503
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047	415	435
Housing Fin. Commission, Single Family Program Bonds, Series 2021-1-N, 3.00% 2049	6,320	6,625

202	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049	$6,335	$6,764
Housing Fin. Commission, Single Family Program Bonds, Series 2021-2-N, 3.00% 2051	2,310	2,429
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-A, 5.00% 2032[1]	910	1,055
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2043[1]	40,335	40,037
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2048[1]	18,345	17,506
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2058[1]	14,520	13,627
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2058[1]	10,375	9,530
County of King, Sewer Rev. Ref. Bonds, Series 2017, 5.00% 2033	2,500	2,939
County of King, Sewer Rev. Ref. Bonds, Series 2017, 5.00% 2034	2,625	3,081
County of King, Sewer Rev. Ref. Bonds, Series 2021-A, 0.29% 2040 (put 2027)[2]	38,000	38,015
County of King, Sewer Rev. Ref. Bonds, Series 2015, 5.00% 2040 (preref. 2025)	5,050	5,616
Motor Vehicle Fuel Tax G.O. Bonds, Series 2014-B, 5.00% 2031	2,330	2,470
Motor Vehicle Fuel Tax G.O. Bonds, Series 2017-B, 5.00% 2036	5,000	5,752
Motor Vehicle Fuel Tax G.O. Bonds, Series 2017-B, 5.00% 2040	5,000	5,731
Motor Vehicle Fuel Tax G.O. Rev. Ref. Bonds, Series R-2013-B, 5.00% 2025	3,000	3,057
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026	2,040	1,992
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024	300	300
City of Seattle, Municipal Light and Power Improvement Rev. Bonds, Series 2019-A, 5.00% 2045	1,125	1,362
City of Seattle, Municipal Light and Power Improvement Rev. Bonds, Series 2019-A, 5.00% 2049	1,710	2,061
City of Seattle, Municipal Light and Power Improvement Rev. Ref. Bonds, Series 2019-B, 5.00% 2022	5,000	5,000
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.55% 2046 (put 2023)[2]	8,000	8,024
County of Snohomish, Public Utility Dist. No. 1, Electric System Rev. Bonds, Series 2021-A, 5.00% 2046	1,500	1,895
County of Snohomish, Public Utility Dist. No. 1, Electric System Rev. Bonds, Series 2021-A, 5.00% 2051	9,000	11,322
Tacoma School Dist. No. 10, Unlimited Tax G.O. Bonds, Series 2020-B, 4.00% 2041	3,205	3,725
University of Washington, General Rev. Ref. Bonds, Series 2020-C, 5.00% 2023	1,500	1,575
University of Washington, General Rev. Ref. Bonds, Series 2020-C, 5.00% 2032	1,450	1,815
University of Washington, General Rev. Ref. Bonds, Series 2020-C, 5.00% 2033	1,000	1,251
		596,311

West Virginia 0.26%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2009-A, 2.625% 2042	7,325	7,365
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Appalachian Power Co. - Amos Project), Series 2015-A, 2.55% 2040 (put 2024)	9,250	9,526
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Bonds (West Virginia University Health System Obligated Group), Series 2018-A, 5.00% 2052	1,000	1,167
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2035	1,430	1,682
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2036	1,500	1,760
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 4.00% 2037	6,510	7,179
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 4.00% 2038	1,375	1,514
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2043	7,940	9,146
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (West Virginia United Health System Obligated Group), Series 2016-A, 4.00% 2041	760	818
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)	1,940	1,935
County of Mason, Pollution Control Rev. Bonds (Appalachian Power Co. Project), Series 2003-L, 2.75% 2022	8,560	8,663
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2021, 5.00% 2038	2,175	2,756
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2018, 5.00% 2043	975	1,162
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2021, 5.00% 2047	6,000	7,424
Parkways Auth., Turnpike Toll Rev. Bonds, Series 2021, 4.00% 2051	10,985	12,394
		74,491

Wisconsin 1.74%
G.O. Bonds, Series 2015-A, 5.00% 2027	3,300	3,475
G.O. Rev. Ref. Bonds, Series 2012-2, 5.00% 2024 (preref. 2022)	1,065	1,077
G.O. Rev. Ref. Bonds, Series 2015-4, 5.00% 2026	5,670	6,271

American Funds Tax-Exempt Funds	203

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.61% 2054 (put 2023)[2]	$8,250	$8,268
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-4, (SIFMA Municipal Swap Index + 0.65%) 0.71% 2054 (put 2024)[2]	4,200	4,236
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-B, 5.00% 2054 (put 2024)	10,000	10,826
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2013-B, 5.00% 2036 (preref. 2023)	2,000	2,117
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2017, 5.00% 2042	3,380	3,914
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2017, 4.00% 2047	2,500	2,717
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 4.00% 2035	10,200	11,242
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2035	8,710	9,956
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2036	5,470	6,240
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 4.00% 2039	18,395	20,233
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2039	9,750	11,083
Health and Educational Facs. Auth., Rev. Bonds (Aspirus, Inc. Obligated Group), Series 2021, 5.00% 2039	2,500	3,098
Health and Educational Facs. Auth., Rev. Bonds (Aspirus, Inc. Obligated Group), Series 2021, 4.00% 2046	5,000	5,597
Health and Educational Facs. Auth., Rev. Bonds (Aspirus, Inc. Obligated Group), Series 2021, 3.00% 2051	5,000	4,844
Health and Educational Facs. Auth., Rev. Bonds (Beloit Health System, Inc.), Series 2016, 5.00% 2041	1,590	1,790
Health and Educational Facs. Auth., Rev. Bonds (Children’s Hospital of Wisconsin, Inc.), Series 2017, 4.00% 2047	3,000	3,295
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[1]	3,495	3,905
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-A, 4.00% 2034	1,360	1,552
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-A, 4.00% 2035	1,000	1,140
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2046	5,150	5,744
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-B, 5.00% 2051 (put 2027)	4,035	4,633
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-B, 5.00% 2052 (put 2025)	3,445	3,763
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2036	3,870	4,664
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2037	3,500	4,215
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2044	27,200	32,323
Health and Educational Facs. Auth., Rev. Bonds (Oakwood Lutheran Senior Ministries), Series 2021, 4.00% 2023	125	128
Health and Educational Facs. Auth., Rev. Bonds (Oakwood Lutheran Senior Ministries), Series 2021, 4.00% 2024	160	166
Health and Educational Facs. Auth., Rev. Bonds (Oakwood Lutheran Senior Ministries), Series 2021, 4.00% 2025	205	217
Health and Educational Facs. Auth., Rev. Bonds (Rogers Memorial Hospital, Inc.), Series 2019-A, 5.00% 2038	1,000	1,137
Health and Educational Facs. Auth., Rev. Bonds (Rogers Memorial Hospital, Inc.), Series 2019-A, 5.00% 2049	2,580	2,906
Health and Educational Facs. Auth., Rev. Bonds (The Medical College of Wisconsin, Inc.), Series 2016, 5.00% 2041	2,000	2,316
Health and Educational Facs. Auth., Rev. Bonds (ThedaCare, Inc.), Series 2015, 5.00% 2044	10,000	10,974
Health and Educational Facs. Auth., Rev. Ref. Bonds (Aurora Health Care, Inc.), Series 2013-A, 5.125% 2031 (preref. 2023)	1,750	1,841
Health and Educational Facs. Auth., Rev. Ref. Bonds (Gundersen Health System), Series 2021-A, 4.00% 2035	4,500	5,268
Health and Educational Facs. Auth., Rev. Ref. Bonds (Gundersen Health System), Series 2021-A, 4.00% 2036	3,500	4,092
Health and Educational Facs. Auth., Rev. Ref. Bonds (Ministry Health Care, Inc.), Series 2012-C, 5.00% 2026 (preref. 2022)	30	31
Health and Educational Facs. Auth., Rev. Ref. Bonds (Ministry Health Care, Inc.), Series 2012-C, 5.00% 2029 (preref. 2022)	1,700	1,741
Health and Educational Facs. Auth., Rev. Ref. Bonds (ProHealth Care, Inc. Obligated Group), Series 2015, 5.00% 2031	460	503
Health and Educational Facs. Auth., Rev. Ref. Bonds (ProHealth Care, Inc. Obligated Group), Series 2015, 5.00% 2033	500	546

204	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Health and Educational Facs. Auth., Rev. Ref. Bonds (The Monroe Clinic, Inc.), Series 2016, 4.00% 2031 (preref. 2025)	$450	$492
Health and Educational Facs. Auth., Rev. Ref. Bonds (ThedaCare, Inc.), Series 2015, 5.00% 2039	920	1,011
Housing and Econ. Dev. Auth., Home Ownership Mortgage Rev. Bonds, Series 2017-A, 2.69% 2047	5,833	5,902
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-D, 4.00% 2047	10,020	10,665
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048	12,225	12,868
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048	7,180	7,543
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2019-A, 4.25% 2049	20,775	22,418
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050	9,845	10,480
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2019-C, 3.75% 2050	27,670	29,431
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-C, 3.00% 2052	2,770	2,922
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	2,460	2,581
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	715	707
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2019-A, 1.60% 2048 (put 2022)	1,750	1,751
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)	560	548
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 5.00% 2040	1,000	1,226
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2046	500	559
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2051	2,925	3,243
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2056	3,440	3,803
Public Fin. Auth., Hospital Rev. Bonds (WakeMed), Series 2019-A, 5.00% 2044	3,000	3,545
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2031	3,115	3,552
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2032	3,250	3,703
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2040	11,585	13,116
Public Fin. Auth., Lease Dev. Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2041	4,850	5,474
Public Fin. Auth., Retirement Facs. First Mortgage Rev. and Rev. Ref. Bonds (The United Methodist Retirement Homes), Series 2021-A, 4.00% 2051	430	469
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 4.00% 2024[1]	925	967
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2054[1]	1,500	1,664
Public Fin. Auth., Retirement Facs. Rev. Bonds (Givens Estates), Series 2021, 4.00% 2041	3,275	3,582
Public Fin. Auth., Retirement Facs. Rev. Bonds (Givens Estates), Series 2021, 4.00% 2051	13,175	14,183
Public Fin. Auth., Rev. Bonds (Bayhealth Medical Center Project), Series 2021-A, 3.00% 2050	13,515	13,223
Public Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-B, 5.00% 2028	2,595	3,008
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 5.00% 2035	1,000	1,144
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 4.00% 2046	1,000	1,076
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2040	3,975	4,620
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2045	1,530	1,762
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2050	1,000	1,088
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2055	1,250	1,356
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2058	2,000	2,308
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015, 5.25% 2047	1,000	1,075
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Wilmington, LLC - University of North Carolina Project), Series 2018, Assured Guaranty Municipal insured, 5.00% 2053	2,840	3,273
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Wilmington, LLC - University of North Carolina Project), Series 2018, Assured Guaranty Municipal insured, 5.00% 2058	9,850	11,331
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2034	1,125	1,321
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2044	1,915	2,203
Public Fin. Auth., Student Housing Rev. Green Bonds (University of Hawaii Foundation Project), Series 2021-A-1, 4.00% 2051[1]	590	623
Public Fin. Auth., Student Housing Rev. Green Bonds (University of Hawaii Foundation Project), Series 2021-A-1, 4.00% 2061[1]	1,080	1,127
University of Wisconsin, Hospitals and Clinics Auth., Rev. Bonds, Series 2013-A, 5.00% 2038 (preref. 2023)	3,000	3,147

American Funds Tax-Exempt Funds	205

The Tax-Exempt Bond Fund of America (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
University of Wisconsin, Hospitals and Clinics Auth., Rev. Green Bonds, Series 2021-B, 4.00% 2046	$15,000	$17,172
University of Wisconsin, Hospitals and Clinics Auth., Rev. Green Bonds, Series 2021-B, 4.00% 2051	37,555	42,629
WPPI Energy, Power Supply System Rev. Ref. Bonds, Series 2013-A, 5.00% 2037	3,650	3,852
		499,827

Wyoming 0.05%
Community Dev. Auth., Housing Rev. Bonds, Series 2015-3, 3.00% 2044	80	82
Community Dev. Auth., Housing Rev. Bonds, Series 2015-6, 4.00% 2045	695	716
Community Dev. Auth., Housing Rev. Bonds, Series 2017-5, 4.00% 2046	2,740	2,889
Community Dev. Auth., Housing Rev. Bonds, Series 2020-2, 3.00% 2049	8,370	8,761
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050	1,375	1,486
		13,934

Total bonds, notes & other debt instruments (cost: $25,381,220,000)		26,017,376

Short-term securities 9.72%
Municipals 9.72%
Freddie Mac, Multi Family Mortgage Certs., Series 2019-M-055, 0.27% 2028[1,2]	17,100	17,100
Freddie Mac, Multi Family Mortgage Certs., Series 2007-M-012, 1.60% 2051 (put 2022)[3,8]	2,086	2,093
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1985, 0.11% 2025[2]	540	540
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (Exxon Pipeline Co. Project), Series 1993-A, 0.10% 2033[2]	4,160	4,160
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (ExxonMobil Project), Series 2001, 0.11% 2029[2]	10,440	10,440
State of Arizona, Health Facs. Auth., Rev. Bonds (Banner Health), Series 2015-B, (SIFMA Municipal Swap Index + 0.25%) 0.31% 2046 (put 2026)[2,8]	6,000	6,000
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.11% 2048[2]	33,700	33,700
State of Arizona, City of Mesa, Eastmark Community Facs. Dist. No. 1, G.O. Bonds, Series 2021, BAM insured, 4.00% 7/15/2022	275	279
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-B, 0.09% 2052[2]	9,650	9,650
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-A, 0.11% 2052[2]	15,015	15,015
State of Arizona, County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010, 0.17% 2029 (put 2022)[2,8]	4,975	4,975
State of California, Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-D-2, 0.04% 2047[2]	21,790	21,790
State of California, Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.04% 2053[2]	28,425	28,425
State of California, East Bay Municipal Utility Dist., IAM Commercial Paper, Series 2021-A-1, 0.09% 2/3/2022	3,410	3,410
State of California, Educational Facs. Auth., Rev. IAM Commercial Paper (Stanford University), Series 2021-S-3, 0.12% 5/12/2022	15,000	15,000
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.08% 2035[2]	25,460	25,460
State of California, G.O. Bonds, Series 2020, 0.03% 2048[2]	3,300	3,300
State of California, IAM Commercial Paper, Series 2021-A-1, 0.09% 2/1/2022	27,725	27,725
State of California, IAM Commercial Paper, Series 2021-A-6, 0.11% 2/2/2022	20,000	20,000
State of California, IAM Commercial Paper, Series 2021-A-2, 0.11% 2/3/2022	12,000	12,000
State of California, IAM Commercial Paper, Series 2022-A-6, 0.07% 3/9/2022	5,705	5,705
State of California, Irvine Ranch Water Dist. Nos. 105, 140, 240 and 250, Consolidated G.O. Bonds, Series 1993, 0.08% 2033[2]	10,100	10,100
State of California, Irvine Ranch Water Dist., Rev. Ref. Bonds, Series 2011-A-1, 0.07% 2037 (put 2022)[2,8]	2,540	2,540
State of California, Irvine Ranch Water Dist., Rev. Ref. Bonds, Series 2011-A-2, 0.09% 2037 (put 2022)[2,8]	6,820	6,820
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	265	261
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-1, 0.08% 2035[2]	2,500	2,500
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-7, 0.09% 2035[2]	15,050	15,050

206	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2001-B-5, 0.04% 2034[2]	$29,600	$29,600
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.07% 2034[2]	4,600	4,600
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.07% 2050[2]	11,100	11,100
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.09% 2051[2]	19,000	19,000
State of California, City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.08% 2049[2]	32,500	32,500
State of California, City of Los Angeles, Dept. of Water and Power, Water System Demand Rev. Bonds, Series 2001-B-4, 0.09% 2035[2]	16,000	16,000
State of California, City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2001-B, 0.04% 2035[2]	15,900	15,900
State of California, City of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	110,000	111,574
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.04% 2032[2]	15,085	15,085
State of California, County of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/30/2022	2,750	2,791
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.09% 2037[2]	7,020	7,020
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.09% 2037[2]	2,545	2,545
State of California, Municipal Fin. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2005, 0.08% 2025[2]	8,550	8,550
State of California, City of Pasadena, Demand Rev. Ref. Certs. of Part., Series 2008-A, 0.04% 2035[2]	43,470	43,470
State of California, Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 1/1/2023	250	252
State of California, City of Riverside, Electric Rev. Ref. Bonds, Series 2011-A, 0.04% 2035[2]	12,300	12,300
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	22,555	22,708
State of California, Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2002, 0.08% 2024[2]	15,250	15,250
State of California, Statewide Community Facs. Dist., IAM Commercial Paper, Series 2009-B6, 0.16% 5/11/2022	11,050	11,050
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-2, 0.09% 2032[2]	1,000	1,000
State of Colorado, Education Loan Program, Tax and Rev. Anticipation Notes, Series 2021-B, 1.00% 6/29/2022	110,000	110,317
State of Colorado, Education Loan Program, Tax and Rev. Anticipation Notes, Series 2021-A, 4.00% 6/29/2022	5,000	5,076
District of Columbia, Housing Fin. Agcy., Collateralized Multi Family Housing Mortgage Rev. Bonds (Liberty Place Apartments Project), Series 2021, 0.25% 2/1/2022	555	555
District of Columbia, Water and Sewer Auth., Public Utility Multimodal Rev. Bonds, Series 2014-B-1, 0.05% 2050	5,700	5,700
State of Florida, Capital Facs. Fin. Agcy., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc.), Series 2010-A, 0.17% 2034 (put 2022)[2,8]	15,315	15,315
State of Florida, City of Gainesville, Utilities System Rev. Bonds, Series 2019-C, 0.11% 2047[2]	14,295	14,295
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Charles Hight Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[8]	2,615	2,615
State of Georgia, Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Park Homes Apartments Project), Series 2019, 0.25% 8/1/2022 (put 2022)[8]	2,810	2,810
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	45,000	45,486
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.11% 2044[2]	32,285	32,285
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-B, Wells Fargo LOC, 0.11% 2044[2]	28,470	28,470
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-A, 0.11% 2044[2]	5,840	5,840
State of Illinois, Joliet Regional Port Dist., Marine Terminal Rev. Ref. Bonds (Exxon Project), Series 1989, 0.11% 2024[2]	7,100	7,100
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.08% 2039[2]	6,000	6,000
State of Indiana, Fin. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2008-E-8, 0.05% 2033[2]	5,000	5,000
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-F, 0.09% 2041[2]	3,650	3,650
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-E, 0.11% 2041[2]	15,915	15,915
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.11% 2040[2]	8,000	8,000
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2011, 0.11% 2051[2]	10,070	10,070
State of Louisiana, Parish of East Baton Rouge, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2010-A, 0.11% 2035[2]	67,825	67,825

American Funds Tax-Exempt Funds	207

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Louisiana, Louisiana Stadium and Exposition Dist., Bond Anticipation Notes, Series 2021, 4.00% 2023	$1,440	$1,493
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2007, 0.10% 2042[2]	4,000	4,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-B, 0.06% 2043[2]	7,300	7,300
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-A, 0.11% 2043[2]	6,200	6,200
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.06% 2050[2]	42,000	42,000
State of Maryland, County of Montgomery, G.O. Bonds, Series 2017-E, 0.12% 2037[2]	41,230	41,230
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-B, 0.10% 3/1/2022	25,500	25,500
State of Maryland, County of Montgomery, IAM Commercial Paper, Series 2010-A, 0.10% 3/3/2022	16,000	16,000
State of Maryland, County of Montgomery, Rev. Bonds (Trinity Health Credit Group), Series 2013, 0.12% 2041 (put 2022)[8]	7,340	7,340
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Harvard University Issue), Series 1999-R, 0.04% 2049[2]	5,135	5,135
State of Massachusetts, Health and Educational Facs. Auth., Rev. Bonds (Partners Healthcare System Issue), Series 2007-C, Assured Guaranty Municipal insured, 0.10% 2042[2]	7,530	7,530
State of Massachusetts, Health and Educational Facs. Auth., Rev. IAM Commerical Paper, Series 2021-A-2, 0.09% 3/1/2022	10,000	10,000
State of Massachusetts, Massachusetts Bay Transportation Auth., General Transportation System Bonds, Demand Obligations, Series 2000-A-2, 0.06% 2030[2]	39,060	39,060
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax Bonds, Series 2018-A-1, 0.05% 2026[2]	4,500	4,500
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-B, 0.13% 3/3/2022	4,000	4,000
State of Michigan, Fin. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-1, 0.12% 2034 (put 2022)[8]	2,245	2,245
State of Michigan, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2016-E-2, 0.05% 2047[2]	15,500	15,500
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.11% 2042[2]	51,960	51,960
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2008-A, 0.10% 2038[2]	26,065	26,065
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.07% 2042[2]	12,450	12,450
State of Michigan, Regents of the University of Michigan, General Rev. IAM Commercial Paper, Series 2009-B, 0.15% 4/5/2022	19,760	19,760
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.05% 2038[2]	20,000	20,000
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2010-D, 0.06% 2030[2]	14,980	14,980
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2009-E, 0.10% 2030[2]	7,175	7,175
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2009-B, 0.10% 2030[2]	6,400	6,400
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2007-D, 0.11% 2030[2]	500	500
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2011-G, 0.10% 2035[2]	1,135	1,135
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-E, 0.06% 2030[2]	16,650	16,650
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2007-A, 0.11% 2030[2]	27,000	27,000
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-G, 0.10% 2035[2]	25,135	25,135
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-J, 0.11% 2035[2]	32,800	32,800
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2011-F, 0.11% 2035[2]	12,465	12,465
State of Mississippi, County of Jackson, Port Fac. Rev. Ref. Bonds (Chevron U.S.A. Inc. Project), Series 1993, 0.10% 2023[2]	23,590	23,590
State of Nevada, Housing Division, Single Family Mortgage Rev. Bonds, Series 2021-D, 0.25% 12/1/2022	1,535	1,529
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.11% 2041[2]	44,960	44,960
State of New York, Dormitory Auth., IAM Commercial Paper, Series 2002-C, 0.12% 5/4/2022	6,700	6,700
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.09% 2039[2]	2,500	2,500
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2019-B-1, 5.00% 5/15/2022	2,025	2,049

208	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-2S, 4.00% 2/1/2022	$6,800	$6,800
State of New York, Metropolitan Transportation Auth., Transportation Rev. Bond Anticipation Notes, Series 2020-A-1, 5.00% 2023	785	818
State of New York, New York City G.O. Bonds, Series 2008-C-4, Assured Guaranty Municipal insured, 0.24% 2027[2]	18,175	18,175
State of New York, New York City G.O. Bonds, Series 2004-H-8, 0.05% 2034[2]	3,040	3,040
State of New York, New York City G.O. Bonds, Series 2005-E-3, 0.06% 2034[2]	14,090	14,090
State of New York, New York City G.O. Bonds, Series 2006-E-4, 0.06% 2034[2]	11,675	11,675
State of New York, New York City G.O. Bonds, Series 2006-E-2, 0.11% 2034[2]	25,215	25,215
State of New York, New York City G.O. Bonds, Series 2010-G-4, 0.07% 2039[2]	35,615	35,615
State of New York, New York City G.O. Bonds, Series 2013-F-3, 0.11% 2042[2]	38,520	38,520
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[2]	6,995	6,995
State of New York, New York City G.O. Bonds, Series 2021-3, 0.13% 2042[2]	8,460	8,460
State of New York, New York City G.O. Bonds, Series 2016-A-5, 0.12% 2044[2]	3,300	3,300
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2000-C, 0.06% 2033[2]	28,400	28,400
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Rev. Bonds, Series 2012-A-2, 0.10% 2044[2]	17,620	17,620
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2007-CC-1, 0.06% 2038[2]	32,530	32,530
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.11% 2044[2]	6,800	6,800
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-EE-1, 0.11% 2045[2]	8,850	8,850
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2013-AA-2, 0.07% 2046[2]	4,500	4,500
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.11% 2048[2]	12,270	12,270
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-BB-1, 0.11% 2049[2]	2,300	2,300
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-2, 0.12% 2050[2]	11,585	11,585
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 1999-A-1, 0.06% 2028[2]	32,700	32,700
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.11% 2041[2]	5,535	5,535
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2014-B-3, 0.12% 2042[2]	19,700	19,700
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-A-4, 0.12% 2043[2]	16,840	16,840
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-E-4, 0.12% 2045[2]	16,445	16,445
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-4, 0.12% 2045[2]	5,500	5,500
State of Ohio, County of Franklin, Rev. Bonds (CHE Trinity Health Credit Group), Series 2013, 0.23% 2046 (put 2022)[8]	18,000	18,000
State of Ohio, Higher Educational Facs. Auth., Rev. IAM Commercial Paper, Series 2008-B-5, 0.10% 2/3/2022	5,000	5,000
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2013-B-3, 0.10% 2039[2]	1,300	1,300
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.10% 2052[2]	30,800	30,800
State of Ohio, Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2013, 0.15% 2033[2]	26,415	26,415
State of Ohio, Hospital Rev. Bonds (University Hospitals Health System, Inc. Project), Series 2015-B, 0.15% 2045[2]	2,400	2,400
Territory of Puerto Rico, Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2021-A, 5.00% 7/1/2022	320	325
State of South Carolina, Housing Fin. and Dev. Auth., Multi Family Housing Rev. Bonds (James Lewis, Jr. Eastside Apartments), Series 2021-B, 0.30% 2024 (put 2024)[8]	2,585	2,537
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.10% 2048[2]	16,945	16,945
State of Tennessee, City of Clarksville, Public Building Auth., Pooled Fncg. Rev. Bonds, Series 2003, Bank of America LOC, 0.12% 2033[2]	2,710	2,710
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2002, Bank of America LOC, 0.12% 2032[2]	2,875	2,875
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2008, Bank of America LOC, 0.12% 2038[2]	1,480	1,480
State of Texas, County of Alachua, Health Facs. Auth., IAM Commercial Paper, Series 2019-B-1, 0.11% 2/3/2022	5,000	5,000
State of Texas, City of Dallas, Waterworks and Sewer System Rev. IAM Commercial Paper, Series 2022-F-1, 0.17% 4/12/2022	5,200	5,200
State of Texas, Gulf Coast Industrial Dev. Auth., Rev. Bonds (ExxonMobil Project), Series 2012, 0.10% 2041[2]	9,500	9,500

American Funds Tax-Exempt Funds	209

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Texas, Gulf Coast Waste Disposal Auth., Pollution Control Rev. Ref. Bonds (Exxon Project), Series 1989, 0.11% 2024[2]	$17,530	$17,530
State of Texas, County of Harris, Cultural Education Facs. Fin. Corp., Rev. IAM Commercial Paper, Series 2021-C-1, 0.10% 2/2/2022	39,325	39,325
State of Texas, County of Harris, Hospital Rev. IAM Commercial Paper, Series 2021-B-1, 0.14% 4/1/2022	50,000	50,000
State of Texas, County of Harris, IAM Commercial Paper, Series 2022-C, 0.08% 2/2/2022	8,035	8,035
State of Texas, County of Harris, IAM Commercial Paper, Series 2022-D, 0.08% 2/3/2022	11,018	11,018
State of Texas, County of Harris, Industrial Dev. Corp., Pollution Control Rev. Bonds (Exxon Project), Series 1984-A, 0.11% 2024[2]	14,300	14,300
State of Texas, County of Harris, Industrial Dev. Corp., Pollution Control Rev. Bonds (Exxon Project), Series 1984-A, 0.11% 2024[2]	14,300	14,300
State of Texas, County of Harris, Metropolitan Transportation Auth., IAM Commercial Paper, Series 2021-A-1, 0.10% 2/2/2022	29,100	29,100
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.07% 2034[2]	25,000	25,000
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-A, 0.07% 2034[2]	5,000	5,000
State of Texas, City of Houston, Tax and Rev. Anticipation Notes, Series 2021, 4.25% 6/30/2022	10,000	10,159
State of Texas, County of Jefferson, Port Arthur Navigation Dist., Pollution Control Rev. Ref. Bonds (Texaco, Inc. Project), Series 1994, 0.11% 2024[2]	22,900	22,900
State of Texas, Lovejoy Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2021, 0% 2/15/2022	1,360	1,360
State of Texas, Lower Neches Valley Auth. Industrial Dev. Corp., Rev. Bonds (ExxonMobil Project), Series 2011, 0.09% 2051[2]	1,165	1,165
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[8]	1,415	1,415
State of Texas, Port Arthur Navigation Dist. Industrial Dev. Corp., Rev. Bonds (Air Products Project), Series 2005, 0.11% 2040[2]	18,600	18,600
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.11% 2/9/2022	25,000	25,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.12% 2/10/2022	10,700	10,700
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A-2, 0.12% 2/17/2022	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.09% 3/7/2022	14,000	14,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2022-A, 0.08% 3/2/2022	20,000	20,000
State of Texas, Board of Regents of the University of Texas System, Permanent University Fund Bonds, Series 2008-A, 0.03% 2038[2]	28,985	28,985
State of Texas, Board of Regents of the University of Texas System, Rev. IAM Commercial Paper, Series 2022-A, 0.11% 3/4/2022	15,000	15,000
State of Texas, Board of Regents of the University of Texas System, Rev. Ref. Bonds, Series 2007-B, 0.05% 2033[2]	44,900	44,900
State of Texas, Board of Regents of the University of Texas System, Revs. IAM Commercial Paper, Series 2021-A, 0.10% 2/2/2022	13,500	13,500
State of Texas, Board of Regents of the University of Texas System, Revs. IAM Commercial Paper, Series 2021-A, 0.13% 2/10/2022	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, Revs. IAM Commercial Paper, Series 2021-A, 0.12% 2/14/2022	15,000	15,000
State of Texas, Board of Regents of the University of Texas System, Revs. IAM Commercial Paper, Series 2022-A, 0.08% 2/18/2022	25,000	25,000
State of Vermont, Econ. Dev. Auth., Mortgage Rev. Bonds (Wake Robin Corp. Project), Series 2021-A, 4.00% 5/1/2022	170	171
State of Virginia, College Building Auth., Educational Facs. Rev. Bonds (University of Richmond Project), Series 2006, 0.11% 2036[2]	16,435	16,435
State of Virginia, County of Loudoun, Industrial Dev. Auth., Multi-Modal Rev. Bonds (Howard Hughes Medical Institute Issue), Series 2003-C, 0.05% 2038[2]	3,025	3,025
State of Wisconsin, IAM Commercial Paper, Series 2016-A, 0.12% 2/3/2022	24,449	24,449

210	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Wyoming, County of Lincoln, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.11% 2044[2]	$26,510	$26,510
State of Wyoming, County of Sublette, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.11% 2044[2]	14,775	14,775
State of Wyoming, County of Uinta, Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 1992, 0.11% 12/1/2022[2]	7,800	7,800
Total short-term securities (cost: $2,787,949,000)		2,787,715
Total investment securities 100.46% (cost: $28,169,169,000)		28,805,091
Other assets less liabilities (0.46%)		(132,253)

Net assets 100.00%		$28,672,838

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	Value and unrealized appreciation at 1/31/2022 (000)
5 Year U.S. Treasury Note Futures	Short	12,865	March 2022	(1,533,548)	$11,012
10 Year Ultra U.S. Treasury Note Futures	Short	1,623	March 2022	(231,810)	1,280
					$12,292

[1]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $777,415,000, which represented 2.71% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Step bond; coupon rate may change at a later date.
[4]	Scheduled interest and/or principal payment was not received.
[5]	Valued under fair value procedures adopted by authority of the board of trustees. The total value of the security was $3,807,000, which represented .01% of the net assets of the fund.
[6]	Value determined using significant unobservable inputs.
[7]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[8]	For short-term securities, the mandatory put date is considered to be the maturity date.

Key to abbreviations and symbol

Agcy. = Agency

Assn. = Association

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Assn.

USD/$ = U.S. dollars

See notes to financial statements.

American Funds Tax-Exempt Funds	211

American High-Income Municipal Bond Fund	unaudited
Investment portfolio January 31, 2022

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the lowest of those ratings, consistent with the fund’s investment policies.

Bonds, notes & other debt instruments 89.75%	Principal amount (000)	Value (000)
Alabama 0.58%
City of Birmingham, Special Care Facs. Fncg. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-B, 5.00% 2046	$500	$567
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)	5,000	5,051
City of Hoover, Industrial Dev. Board, Environmental Improvement Rev. Bonds (U.S. Steel Corp. Project), Series 2020, AMT, 6.375% 2050 (put 2030)	2,500	3,143
County of Houston, Health Care Auth., Hospital Rev. Bonds, Series 2016-A, 5.00% 2030	5,050	5,766
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2032	1,000	1,171
County of Jefferson, Limited Obligation Rev. Ref. Bonds, Series 2017, 5.00% 2033	2,000	2,343
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.00% 2042	7,175	8,082
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2044	1,600	1,734
County of Jefferson, Sewer Rev. Warrants, Series 2013-A, Assured Guaranty Municipal insured, 5.25% 2048	700	761
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 7.00% 2051	520	594
County of Jefferson, Sewer Rev. Warrants, Series 2013-D, 6.50% 2053	5,530	6,271
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2028	250	178
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2034	2,500	1,085
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2035	17,475	6,989
County of Jefferson, Sewer Rev. Warrants, Capital Appreciation Warrants, Series 2013-E, 0% 2036	7,500	2,756
County of Jefferson, Sewer Rev. Warrants, Convertible Capital Appreciation Warrants, Series 2013-F, 0% 2046 (7.75% on 10/1/2023)[1]	2,500	2,569
City of Montgomery, Medical Clinic Board, Health Care Fac. Rev. Bonds (Jackson Hospital & Clinic), Series 2015, 5.00% 2033	2,500	2,759
City of Phenix, Industrial Dev. Board, Environmental Improvement Rev. Ref. Bonds (MeadWestvaco-Mead Coated Board Project), Series 2012-A, AMT, 4.125% 2035	6,155	6,260
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)	8,000	9,160
		67,239

Alaska 0.07%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048	2,545	2,729
Industrial Dev. and Export Auth., Power Rev. Ref. Bonds, Series 2015, AMT, 5.00% 2033	2,000	2,141
Industrial Dev. and Export Auth., Power Rev. Ref. Bonds, Series 2015, AMT, 5.00% 2034	2,000	2,140
Northern Tobacco Securitization Corp., Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2021-B-2, 0% 2066	5,500	926
		7,936

American Samoa 0.14%
Econ. Dev. Auth., General Rev. Bonds, Series 2021-A, 5.00% 2038[2]	1,500	1,789
Econ. Dev. Auth., Rev. Ref. Bonds, Series 2015-A, 7.125% 2038[2]	11,000	13,912
		15,701

212	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona 3.09%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028	$750	$902
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029	930	1,142
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-A, 5.00% 2022[2]	500	504
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-B, 5.00% 2023[2]	180	185
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-B, 5.70% 2029[2]	770	792
Town of Buckeye, Community Facs. Dist. No. 1 (Verrado), G.O. Rev. Ref. Bonds, Series 2013-B, 6.00% 2033[2]	700	719
Town of Florence, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional School Project - Queen Creek and Casa Grande Campuses), Series 2013, 5.75% 2033 (preref. 2023)	250	267
City of Glendale, Industrial Dev. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.125% 2033	475	439
City of Glendale, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Glencroft Retirement Community Project), Series 2016, 4.25% 2026	440	435
City of Glendale, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Glencroft Retirement Community Project), Series 2016, 5.00% 2036	600	568
City of Glendale, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Glencroft Retirement Community Project), Series 2016, 5.25% 2046	1,545	1,424
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (The Terraces of Phoenix Project), Series 2018-A, 5.00% 2033	745	789
City of Glendale, Industrial Dev. Auth., Rev. Ref. Bonds (The Terraces of Phoenix Project), Series 2018-A, 5.00% 2048	850	888
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Royal Oaks - Insirata Pointe), Series 2020-A, 5.00% 2056	4,000	4,415
City of Glendale, Industrial Dev. Auth., Senior Living Rev. Bonds (Royal Oaks Life Care Community), Series 2016, 5.00% 2039	2,250	2,406
Industrial Dev. Auth., Charter School Social Rev. Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2037	1,100	1,233
Industrial Dev. Auth., Charter School Social Rev. Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2038	600	672
Industrial Dev. Auth., Charter School Social Rev. Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2039	750	838
Industrial Dev. Auth., Charter School Social Rev. Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2040	800	892
Industrial Dev. Auth., Charter School Social Rev. Bonds (Equitable School Revolving Fund), Series 2020, 4.00% 2050	2,500	2,751
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Jerome Fac. Project), Series 2021-B, 4.00% 2041	270	284
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Jerome Fac. Project), Series 2021-B, 4.00% 2051	670	700
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Jerome Fac. Project), Series 2021-B, 4.00% 2061	3,080	3,202
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Macombs Fac. Project), Series 2021-A, 4.00% 2041	1,000	1,090
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Macombs Fac. Project), Series 2021-A, 4.00% 2051	450	484
Industrial Dev. Auth., Education Fac. Rev. Bonds (Kipp NYC Public Charter Schools - Macombs Fac. Project), Series 2021-A, 4.00% 2061	2,220	2,369
Industrial Dev. Auth., Education Facs. Rev. Bonds (Leman Academy of Excellence - East Tucson and Central Tucson Projects), Series 2019-A, 5.00% 2039[2]	3,500	3,661
Industrial Dev. Auth., Education Facs. Rev. Bonds (Leman Academy of Excellence - East Tucson and Central Tucson Projects), Series 2019-A, 5.00% 2049[2]	7,750	8,059
Industrial Dev. Auth., Education Facs. Rev. Bonds (Leman Academy of Excellence - East Tucson and Central Tucson Projects), Series 2019-A, 5.00% 2054[2]	6,000	6,232
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2018-B, 5.50% 2038[2]	1,200	1,359
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2019, 5.00% 2039[2]	780	886
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-B, 5.125% 2047[2]	2,230	2,464
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2018-B, 5.625% 2048[2]	2,500	2,815
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2019, 5.00% 2049[2]	1,400	1,566
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2017-B, 5.25% 2051[2]	570	632
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2018-B, 5.75% 2053[2]	3,750	4,234

American Funds Tax-Exempt Funds	213

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
Industrial Dev. Auth., Education Rev. Bonds (Academies of Math & Science Projects), Series 2019, 5.00% 2054[2]	$1,000	$1,115
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 4.00% 2027[2]	2,600	2,769
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2037[2]	675	766
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.125% 2037[2]	1,500	1,682
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 5.00% 2047[2]	2,125	2,384
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2047[2]	1,035	1,161
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.25% 2047[2]	3,200	3,570
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-A, 5.375% 2050[2]	9,750	10,914
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-D, 5.00% 2051[2]	3,450	3,862
Industrial Dev. Auth., Education Rev. Bonds (Basis School Project), Series 2017-G, 5.00% 2051[2]	1,550	1,735
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 3.55% 2029[2]	940	997
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 5.00% 2039[2]	1,575	1,783
Industrial Dev. Auth., Education Rev. Bonds (Doral Academy of Nevada - Fire Mesa and Red Rock Campus Projects), Series 2019-A, 5.00% 2049[2]	2,250	2,518
Industrial Dev. Auth., Education Rev. Bonds (Leman Academy of Excellence Projects), Series 2017-A, 5.00% 2037[2]	1,350	1,372
Industrial Dev. Auth., Education Rev. Bonds (Leman Academy of Excellence Projects), Series 2017-A, 5.25% 2047[2]	4,830	4,909
Industrial Dev. Auth., Education Rev. Bonds (Leman Academy of Excellence Projects), Series 2017-A, 5.25% 2052[2]	2,500	2,540
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Cadence Campus Project), Series 2020-A, 4.00% 2040[2]	1,850	1,950
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Cadence Campus Project), Series 2020-A, 4.00% 2050[2]	2,480	2,583
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Horizon, Inspirada and St. Rose Campus Projects), Series 2018-A, 5.75% 2038[2]	1,960	2,223
Industrial Dev. Auth., Education Rev. Bonds (Pinecrest Academy of Nevada - Horizon, Inspirada and St. Rose Campus Projects), Series 2018-A, 5.75% 2048[2]	3,230	3,628
Industrial Dev. Auth., Education Rev. Bonds (Somerset Academy of Las Vegas - Lone Mountain Campus Projects), Series 2019-A, 3.75% 2029[2]	540	571
Industrial Dev. Auth., Education Rev. Bonds (Somerset Academy of Las Vegas - Lone Mountain Campus Projects), Series 2019-A, 5.00% 2039[2]	440	493
Industrial Dev. Auth., Education Rev. Bonds (Somerset Academy of Las Vegas - Lone Mountain Campus Projects), Series 2019-A, 5.00% 2049[2]	800	884
Industrial Dev. Auth., Municipal Certs., Series 2019-2, Class X, interest only, 0.976% 2033[3,4]	158,400	8,351
Industrial Dev. Auth., Municipal Certs., Series 2019-2, Class A, 3.625% 2033	19,824	21,299
County of La Paz, Industrial Dev. Auth, Education Fac. Lease Rev. Bonds (Charter School Solutions Albuquerque School of Excellence Project), Series 2016-A, 5.00% 2046[2]	5,400	5,547
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Benjamin Franklin Charter School Projects), Series 2018-A, 6.00% 2038[2]	2,000	2,390
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Benjamin Franklin Charter School Projects), Series 2018-A, 6.00% 2052[2]	3,625	4,267
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2021-B, 4.00% 2026[2]	1,160	1,155
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2021-B, 4.375% 2031[2]	3,380	3,367
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-B, 5.00% 2039[2]	3,500	4,055
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2021-A, 4.00% 2041[2]	1,020	1,110
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2021-B, 5.00% 2044[2]	7,000	6,972
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 5.25% 2045	4,075	4,857
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-B, 5.00% 2049[2]	3,500	4,000
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2020, 4.00% 2050	3,620	3,943
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2021-A, 4.00% 2051[2]	1,390	1,490

214	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2019-B, 5.00% 2054[2]	$2,525	$2,876
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Legacy Traditional Schools Projects), Series 2021-A, 4.00% 2056[2]	1,350	1,434
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Paradise Schools Projects), Series 2016, 5.00% 2036[2]	2,750	3,030
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (Paradise Schools Projects), Series 2016, 5.00% 2047[2]	10,580	11,485
County of Maricopa, Pollution Control Corp., Pollution Control Rev. Ref. Bonds (Southern California Edison Company), Series 2000-A, 2.40% 2035	1,825	1,739
County of Maricopa, Pollution Control Rev. Ref. Bonds (El Paso Electric Co. Palo Verde Project), Series 2009-A, 3.60% 2040	2,000	2,137
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2035[2]	6,080	6,633
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2035[2]	1,500	1,636
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2015, 5.00% 2045[2]	5,500	5,957
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Basis Schools, Inc. Project), Series 2016-A, 5.00% 2046[2]	7,100	7,687
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 5.75% 2024[2]	800	849
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 4.00% 2026[2]	2,620	2,758
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 6.50% 2034[2]	1,560	1,751
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2035[2]	1,590	1,729
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 5.00% 2041[2]	15,075	16,627
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2014-A, 6.75% 2044[2]	6,900	7,741
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2015, 5.00% 2045[2]	2,250	2,426
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Legacy Traditional Schools Projects), Series 2016-A, 5.00% 2046[2]	2,500	2,742
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2018-A, 5.00% 2038[2]	3,100	3,151
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2019-A, 5.00% 2039[2]	410	417
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2018-A, 5.25% 2048[2]	3,000	3,049
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2019-A, 5.00% 2049[2]	1,185	1,203
City of Phoenix, Industrial Dev. Auth., Education Fac. Rev. Bonds (Leman Academy of Excellence - Oro Valley Projects), Series 2018-A, 5.25% 2053[2]	4,980	5,060
City of Phoenix, Industrial Dev. Auth., Lease Rev. Bonds (Rowan University Project), Series 2012, 5.25% 2034	5,000	5,070
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy Project), Series 2021, 4.00% 2041[2]	3,500	3,577
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy Project), Series 2021, 4.00% 2041[2]	630	650
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy Project), Series 2021, 4.00% 2051[2]	2,280	2,323
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy Project), Series 2021, 4.00% 2057[2]	695	704
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2034[2]	725	774
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2039[2]	655	697
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2049[2]	1,100	1,162
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (American Leadership Academy), Series 2019, 5.00% 2052[2]	2,150	2,270

American Funds Tax-Exempt Funds	215

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Arizona (continued)
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 3.25% 2024[2]	$210	$214
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2029[2]	300	325
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2034[2]	400	427
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2039[2]	500	529
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Bonds (Imagine East Mesa Charter Schools Project), Series 2019, 5.00% 2049[2]	1,500	1,571
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Ref. Bonds (American Leadership Academy Project), Series 2022, 4.00% 2051[2]	4,500	4,545
County of Pima, Industrial Dev. Auth., Education Fac. Rev. Ref. Bonds (American Leadership Academy Project), Series 2022, 4.00% 2057[2]	5,000	5,019
County of Pima, Industrial Dev. Auth., Rev. Bonds (Tucson Medical Center), Series 2021-A, 4.00% 2046	3,705	4,190
County of Pinal, Industrial Dev. Auth., Environmental Facs. Rev. Green Bonds (WOF SW GGP 1 LLC Project), Capital Appreciation Bonds, Series 2021-B, AMT, 0% 2033[1]	5,854	5,947
County of Pinal, Industrial Dev. Auth., Environmental Facs. Rev. Green Bonds (WOF SW GGP 1 LLC Project), Capital Appreciation Bonds, Series 2021-B, AMT, 0% 2033[2,4]	11,822	12,010
City of Tempe, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Friendship Village of Tempe Project), Series 2021-A, 4.00% 2022	210	214
City of Tempe, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Friendship Village of Tempe Project), Series 2021-A, 4.00% 2038	3,935	4,236
City of Tempe, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Friendship Village of Tempe Project), Series 2021-A, 4.00% 2046	3,000	3,157
City of Tempe, Industrial Dev. Auth., Rev. and Rev. Ref. Bonds (Friendship Village of Tempe Project), Series 2021-B, 4.00% 2056	2,130	2,209
City of Tempe, Industrial Dev. Auth., Rev. Bonds (Friendship Village of Tempe Project), Series 2019, 5.00% 2050	1,600	1,757
City of Tempe, Industrial Dev. Auth., Rev. Bonds (Friendship Village of Tempe Project), Series 2019, 5.00% 2054	1,850	2,028
County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.30% 2027	4,515	4,451
		355,683

Arkansas 0.13%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.61% 2044 (put 2022)[4]	1,725	1,725
Dev. Fin. Auth., Industrial Dev. Rev. Bonds (Big River Steel Project), Series 2019, AMT, 4.50% 2049[2]	2,735	2,953
Dev. Fin. Auth., Industrial Dev. Rev. Green Bonds (Big River Steel Project), Series 2020, AMT, 4.75% 2049[2]	9,250	10,197
		14,875

California 5.18%
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2027	100	110
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2031	150	164
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2032	160	175
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2033	320	350
City of Anaheim, Public Fncg. Auth., Lease Rev. Bonds (Anaheim Convention Center Expansion Project), Series 2014-A, 5.00% 2046 (preref. 2024)	2,000	2,175
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-A, 5.00% 2047 (preref. 2022)	3,500	3,565
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-B, 2.85% 2047 (put 2025)	10,000	10,406
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds, (Los Angeles County Securitization Corp.), Series 2020-B-1, 5.00% 2049	2,000	2,326
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds, (Los Angeles County Securitization Corp.), Capital Appreciation Bonds, Series 2020-B-1, 0% 2055	9,000	1,720
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.70% 2024	600	607
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.80% 2025	650	658
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.90% 2026	625	632

216	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Cerritos, Public Fncg. Auth., Rev. Bonds (Los Coyotes Redev. Project Loan), Series 1993-A, AMBAC insured, 6.50% 2023	$955	$1,032
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-F, 0% 2040	5,000	2,950
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-F, 0% 2042	5,000	2,739
Community Housing Agcy., Essential Housing Rev. Bonds (Aster), Series 2021-A-1, 4.00% 2056[2]	6,430	6,476
Community Housing Agcy., Essential Housing Rev. Bonds (Fountains at Emerald Park), Series 2021-A-2, 4.00% 2046[2]	3,000	2,754
Community Housing Agcy., Essential Housing Rev. Bonds (Fountains at Emerald Park), Series 2021-A-1, 3.00% 2056[2]	285	233
Community Housing Agcy., Essential Housing Rev. Bonds (Glendale Properties), Series 2021-A-2, 4.00% 2047[2]	2,500	2,290
Community Housing Agcy., Essential Housing Rev. Bonds (Glendale Properties), Series 2021-A-1, 4.00% 2056[2]	24,510	24,465
Community Housing Agcy., Essential Housing Rev. Bonds (Verdant at Green Valley), Series 2019-A, 5.00% 2049[2]	3,525	3,620
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2034	1,000	709
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2036	1,100	725
Corona-Norco Unified School Dist., Public Fin. Auth., Special Tax Rev. Bonds, Series 2016-05-1, 4.00% 2029	615	665
Corona-Norco Unified School Dist., Public Fin. Auth., Special Tax Rev. Bonds, Series 2016-05-1, 4.00% 2030	640	689
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (1818 Platinum Triangle - Anaheim), Series 2021-A-2, 3.25% 2057[2]	12,495	10,734
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (777 Place - Pomona), Series 2021-B, 4.00% 2057[2]	2,000	1,732
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Acacia on Santa Rosa Creek), Series 2021-A, 4.00% 2056[2]	6,970	7,087
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (City of Orange Portfolio), Series 2021-A-2, 3.00% 2057[2]	10,770	8,783
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (City of Orange Portfolio), Series 2021-B, 4.00% 2057[2]	890	786
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Dublin), Series 2021-A-2, 3.00% 2057[2]	7,500	6,205
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Escondido Portfolio), Series 2021-A-1, 3.00% 2048[2]	1,500	1,221
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Escondido Portfolio), Series 2021-A-2, 4.00% 2058[2]	17,520	16,344
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Escondido Portfolio), Series 2021-B, 4.00% 2059[2]	3,000	2,338
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Millennium South Bay-Hawthorne), Series 2021-A-2, 3.25% 2056[2]	10,655	9,018
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Millennium South Bay-Hawthorne), Series 2021-B, 4.00% 2058[2]	7,250	6,357
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (MODA at Monrovia Station), Series 2021-A-2, 4.00% 2056[2]	5,585	5,554
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Park Crossing Apartments), Series 2021-A, 3.25% 2058[2]	10,000	8,154
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Pasadena Portfolio), Series 2021-A-2, 3.00% 2056[2]	4,705	3,767
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Pasadena Portfolio), Series 2021-B, 4.00% 2056[2]	725	611
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Theo - Pasadena), Series 2021-A-2, 3.25% 2057[2]	4,710	3,982
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Union South Bay), Series 2021-A-2, 4.00% 2056[2]	12,715	12,734
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Vineyard Garden Apartments), Series 2021-A, 3.25% 2058[2]	3,605	2,941
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Waterscape Apartments), Series 2021-B, 4.00% 2046[2]	2,250	2,056
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Westgate Phase 1 - Pasadena), Series 2021-A-2, 3.125% 2057[2]	17,760	14,260
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Westgate Phase 1 - Pasadena), Series 2021-B, 4.00% 2057[2]	3,980	3,471
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 4.00% 2045	780	844

American Funds Tax-Exempt Funds	217

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 4.00% 2051	$780	$839
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.10%) 0.16% 2046 (put 2024)[4]	6,500	6,502
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2017-B, 4.00% 2047	3,150	3,445
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2016-U-7, 5.00% 2046	2,000	2,866
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2019-V-1, 5.00% 2049	2,500	3,650
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 4.00% 2033	4,000	4,102
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2038	1,210	748
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2039	1,000	595
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2040	1,000	571
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2021-C, 4.00% 2043	3,674	4,080
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2034	1,000	742
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2035	1,000	718
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2013-A, 0% 2042	5,000	2,786
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A-1, 5.00% 2047 (preref. 2022)	180	183
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2021-B-2, , 0% 2066	123,700	19,766
Grossmont Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2008, 0% 2032	5,000	3,962
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Green Bonds, Series 2020-A, 5.00% 2045	10,700	12,212
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Green Bonds, Series 2020-A, 5.00% 2061	14,085	15,875
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Green Bonds, Capital Appreciation Bonds, Series 2020-B, 0% 2061[1,2]	10,000	5,787
Health Facs. Fncg. Auth., Rev. Bonds (CommonSpirit Health), Series 2020-A, 4.00% 2049	1,500	1,646
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2051	2,750	3,073
Housing Fin. Agcy., Municipal Certs., Series 2019-1, Class X, interest only, 0.29% 2035[3,4]	27,589	536
Housing Fin. Agcy., Municipal Certs., Series 2021-1, Class X, interest only, 0.796% 2035[3,4]	62,251	4,016
Housing Fin. Agcy., Municipal Certs., Series 2021-1, Class X, interest only, 0.816% 2035[3,4]	15,695	1,010
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	4,328	4,707
Housing Fin. Agcy., Municipal Certs., Series 2019-A-1, 4.25% 2035	8,363	9,506
Housing Fin. Agcy., Municipal Certs., Series 2021-3, 0.764% 2036[3]	31,600	2,202
Housing Fin. Agcy., Municipal Certs., Series 2021-A-3, 3.25% 2036	4,854	5,189
Independent Cities Lease Fin. Auth., Mobile Home Park Rev. Ref. Bonds (Palomar Estates West), Series 2015, 5.00% 2036	1,000	1,066
Infrastructure and Econ. Dev. Bank, Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	1,760	1,895
Infrastructure and Econ. Dev. Bank, Rev. Bonds (WFCS Portfolio Projects), Capital Appreciation Bonds, Series 2021-B, 0% 2061[2]	39,495	2,863
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2032	350	390
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2033	590	657
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2034	615	684
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2035	375	417
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2020, 4.00% 2036	350	386
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2020, 4.00% 2050	1,100	1,197
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2027	70	78
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2031	2,685	2,959
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2035	3,330	3,659
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2040	120	132
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2045	275	301
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2049	675	735
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-B, 5.375% 2035	730	768
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2045	500	538
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2034	2,930	3,614

218	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2035	$3,625	$4,465
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 5.00% 2038	4,920	6,036
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.50% 2039	1,800	2,718
Madera Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2005, National insured, 0% 2030	4,000	3,380
Morongo Band of Mission Indians, Rev. Ref. Bonds, Series 2018-B, 5.00% 2042[2]	11,415	13,194
Municipal Fin. Auth., Charter School Rev. Bonds (Rocketship Education - Multiple Projects), Series 2014-A, 6.00% 2023	250	259
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2036	750	834
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2046	1,745	1,919
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.25% 2035[2]	2,035	2,281
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.50% 2045[2]	5,600	6,246
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2046[2]	750	839
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-A, 5.25% 2039	1,200	1,280
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-B, 5.875% 2049	1,000	1,051
Municipal Fin. Auth., Rev. Bonds (Community Health System), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2046	1,185	1,155
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 4.00% 2029[2]	420	439
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2049[2]	1,525	1,614
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2057[2]	1,100	1,160
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 4.00% 2047	11,455	12,260
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2047	3,005	3,439
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2026	1,065	1,192
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2030	2,505	2,767
Municipal Fin. Auth., Senior Living Rev. Bonds (Mt. San Antonio Gardens Project), Series 2019, 5.00% 2039	425	484
Municipal Fin. Auth., Social Rev. Bonds (HealthRIGHT 360), Series 2019-A, 5.00% 2039[2]	525	579
Municipal Fin. Auth., Social Rev. Bonds (HealthRIGHT 360), Series 2019-A, 5.00% 2049[2]	2,000	2,184
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2023)	460	458
Municipal Fin. Auth., Special Fin. Agcy. VII, Essential Housing Rev. Bonds (The Breakwater Apartments), Series 2021-A-1, 3.00% 2056[2]	2,000	1,610
Municipal Fin. Auth., Special Fin. Agcy. XII, Essential Housing Rev. Bonds (Allure Apartments), Series 2022-A-1, 3.25% 2057[2]	14,665	12,099
Municipal Fin. Auth., Special Fin. Agcy., Essential Housing Rev. Bonds (Latitude 33), Series 2021-A-1, 3.00% 2056[2]	4,490	3,624
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2046	290	328
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2051	2,240	2,263
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2054	805	810
Northern California Gas Auth. No. 1, Gas Project Rev. Bonds, Series 2007-B, (3-month USD-LIBOR + 0.67%) 0.863% 2027[4]	7,460	7,430
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.25% 2045	560	617
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 4.00% 2041	220	232
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 4.00% 2051	1,175	1,220
Palomar Health, Rev. Ref. Bonds, Series 2016, 5.00% 2027	2,160	2,492
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2029	2,750	2,321
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2030	9,000	7,368
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2031	2,500	1,981
Pollution Control Fncg. Auth., Water Furnishing Rev. Bonds (Poseidon Resources (Channelside) LP Desalination Project), Series 2012 Plant Bonds, AMT, 5.00% 2045[2]	3,250	3,330

American Funds Tax-Exempt Funds	219

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-3, 2.125% 2027[2]	$1,015	$1,018
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-2, 2.375% 2028[2]	1,000	1,004
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-1, 3.125% 2029[2]	1,575	1,585
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2036[2]	625	715
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2046[2]	240	268
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2051[2]	710	792
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2056[2]	645	717
Public Works Board, Lease Rev. Bonds (Trustees of the California State University), Series 2013-H, 5.00% 2024 (preref. 2023)	20	21
Public Works Board, Lease Rev. Bonds (Trustees of the California State University), Series 2013-H, 5.00% 2029 (preref. 2023)	5	5
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2037	500	534
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2013, 5.50% 2039 (preref. 2023)	1,785	1,913
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2035 (preref. 2024)	425	466
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2038	3,750	4,258
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2048	4,545	5,109
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2021-1 (Public Improvements), Special Tax Bonds, Series 2021-1, 4.00% 2041	1,015	1,072
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2021-1 (Public Improvements), Special Tax Bonds, Series 2021-1, 4.00% 2046	1,535	1,611
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2021-1 (Public Improvements), Special Tax Bonds, Series 2021-1, 4.00% 2051	2,715	2,843
County of Riverside, Redev. Agcy., Tax Allocation Bonds (Jurupa Valley Redev. Project Area), Capital Appreciation Bonds, Series 2011-B, 0% 2039	4,210	2,610
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,000	1,106
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	455	502
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2031	595	656
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2033	500	551
County of Sacramento, Water Fncg. Auth., Rev. Ref. Bonds (Water Agcy. Zones 40 and 41), Series 2007-B, FGIC-National insured, (3-month USD-LIBOR + 0.55%) 0.664% 2034[4]	5,000	4,927
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2027	355	404
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2028	785	890
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2029	245	277
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2030	245	277
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-A-2, AMT, 5.00% 2049	4,000	4,712
City and County of San Francisco, Community Facs. Dist. No. 2016-1 (Treasure Island), Improvement Area No. 1, Special Tax Bonds, Series 2021, 4.00% 2046	1,155	1,258
City and County of San Francisco, Community Facs. Dist. No. 2016-1 (Treasure Island), Improvement Area No. 1, Special Tax Bonds, Series 2021, 4.00% 2051	1,140	1,239
City and County of San Francisco, Community Facs. Dist. No. 2016-1 (Treasure Island), Improvement Area No. 2, Special Tax Bonds, Series 2022-A, 4.00% 2042[2]	2,005	2,135
City and County of San Francisco, Community Facs. Dist. No. 2016-1 (Treasure Island), Improvement Area No. 2, Special Tax Bonds, Series 2022-A, 4.00% 2052[2]	1,500	1,577
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2036[2]	440	488
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2051[2]	3,330	3,626
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2031	500	508

220	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2044	$910	$961
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Mission Bay South Redev. Project), Series 2016-C, 5.00% 2031	665	767
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, AMT, BAM insured, 4.00% 2034	1,600	1,822
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 4.00% 2027[2]	1,000	1,062
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2013-A-1, 7.375% 2043 (preref. 2022)	2,800	2,924
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2044[2]	2,000	2,255
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2029[2]	1,000	1,117
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2048[2]	1,000	1,084
School Fin. Auth., Charter School Rev. Bonds (Larchmont Charter School Project), Series 2018-A, 5.00% 2028[2]	585	644
School Fin. Auth., Charter School Rev. Bonds (Larchmont Charter School Project), Series 2018-A, 5.00% 2043[2]	760	834
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2016-A, 5.00% 2046[2]	1,850	1,972
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2017-A, 5.125% 2047[2]	750	811
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2017-A, 5.25% 2052[2]	250	271
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2037[2]	360	399
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2047[2]	1,470	1,605
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[2]	8,965	9,955
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[2]	440	489
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2017-A, 5.00% 2052[2]	2,350	2,541
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2022[2]	385	389
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2023[2]	400	415
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2024[2]	420	444
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 4.00% 2025[2]	235	253
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 5.00% 2049[2]	1,000	1,103
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2027	100	103
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2028	120	123
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.125% 2030	175	179
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.125% 2031	460	469
Southern California Logistics Airport Auth., Tax Allocation Parity Bonds (Southern California Logistics Airport Project), Series 2005-A, RADIAN insured, 4.50% 2030	120	124
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2045	850	929
Statewide Communities Dev. Auth., Rev. Bonds (California Baptist University), Series 2014-A, 6.375% 2043	2,700	2,903
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2034[2]	275	320
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2039[2]	370	428
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.125% 2023	465	486
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2014-A, 5.25% 2044	5,000	5,506
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.25% 2056[2]	13,275	15,061
Statewide Communities Dev. Auth., Rev. Bonds (Terraces at San Joaquin Gardens Project), Series 2012-A, 6.00% 2042 (preref. 2022)	1,000	1,036
Statewide Communities Dev. Auth., Rev. Ref. Bonds (California Baptist University), Series 2017-A, 5.00% 2032[2]	720	833
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2046[2]	3,750	4,134
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2040	1,150	1,309
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (Custodial Receipts), Series 2017, 4.305% 2032	4,705	4,860

American Funds Tax-Exempt Funds	221

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	$275	$281
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Capital Appreciation Bonds, Series 2019-B2-2, 0% 2054	10,735	2,013
Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2016-L, 4.00% 2037	2,300	2,505
Dept. of Water Resources, Power Supply Rev. Bonds, Series 2015-O, 5.00% 2022 (escrowed to maturity)	2,760	2,792
		597,010

Colorado 8.94%
County of Adams, Amber Creek Metropolitan Dist., Limited Tax G.O. Bonds, Series 2017-B, 7.75% 2047[5]	513	524
County of Adams, Amber Creek Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2037	1,283	1,336
County of Adams, Amber Creek Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 5.125% 2047	500	520
County of Adams, Bradburn Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2018-B, 7.25% 2047[5]	2,488	2,606
County of Adams, Bradburn Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.00% 2038	840	931
County of Adams, Bradburn Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.00% 2047	1,200	1,312
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds, Series 2017-B, 7.00% 2047[5]	670	686
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 4.00% 2027	906	944
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.00% 2037	1,055	1,102
County of Adams, Brighton Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.00% 2047	3,170	3,302
County of Adams, Clear Creek Station Metropolitan Dist., Limited Tax G.O. Bonds, Series 2017-B, 7.375% 2047[5]	500	513
County of Adams, Clear Creek Station Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 4.375% 2032	763	794
County of Adams, Clear Creek Station Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2017-A, 5.00% 2047	7,250	7,545
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-A, 4.00% 2031	525	538
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2041	2,350	2,516
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-A, 5.00% 2050	5,000	5,319
County of Adams, Clear Creek Transit Metropolitan Dist. No. 2, Rev. Supported Limited Tax G.O. Bonds, Series 2021-B, 7.90% 2050[5]	1,125	1,091
County of Adams, DIATC Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019, 5.00% 2039[2]	1,245	1,328
County of Adams, DIATC Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019, 5.00% 2049[2]	2,000	2,123
County of Adams, Pomponio Terrace Metropolitan Dist., Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2049	1,475	1,560
County of Adams, Pomponio Terrace Metropolitan Dist., Limited Tax G.O. Bonds, Series 2019-B, 7.75% 2049[5]	816	841
County of Adams, Rocky Mountain Rail Park Metropolitan Dist., Limited Tax G.O. and Enterprise Rev. Bonds, Series 2021-A, 5.00% 2051[2]	7,350	7,063
County of Adams, The Village at Dry Creek Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2019, 4.375% 2044	1,870	1,935
County of Arapahoe, Copperleaf Metropolitan Dist. No. 4, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2020-A, 5.00% 2049	4,500	4,797
County of Arapahoe, Copperleaf Metropolitan Dist. No. 9, G.O. Limited Tax Bonds, Series 2021, 4.875% 2051[5]	5,000	4,812
County of Arapahoe, Fitzsimons Village Metropolitan Dist. No. 1, Limited Tax G.O. and Special Rev. Ref. Bonds, Series 2020-A, 5.00% 2049	2,087	2,180
County of Arapahoe, Fitzsimons Village Metropolitan Dist. No. 3, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2021-A-1, 4.00% 2026	840	845
County of Arapahoe, Fitzsimons Village Metropolitan Dist. No. 3, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2021-A-1, 4.00% 2031	555	546
County of Arapahoe, Fitzsimons Village Metropolitan Dist. No. 3, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2021-A-1, 4.00% 2041	1,500	1,414

222	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
County of Arapahoe, Fitzsimons Village Metropolitan Dist. No. 3, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2021-A-1, 4.25% 2055	$4,840	$4,535
County of Arapahoe, Gardens of Havana Metropolitan Dist. No. 3, Special Rev. Ref. Bonds, Series 2017-A, 4.625% 2027	2,690	2,810
County of Arapahoe, Powhaton Road Metropolitan Dist. No. 3, Limited Tax Supported Rev. Bonds, Series 2021, 5.00% 2051[5]	5,960	5,807
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2033	1,685	1,959
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2038	3,345	3,858
Arkansas River Power Auth., Power Supply System Rev. Ref. Bonds, Series 2018-A, 5.00% 2043	6,000	6,869
City of Arvada, Canyon Pines Metropolitan Dist., Special Improvement Dist. No. 1, Special Assessment Rev. Bonds, Series 2021-A-2, 3.75% 2040	5,000	4,623
City of Arvada, Haskins Station Metropolitan Dist., Limited Tax G.O. and Special Rev. Bonds, Series 2019-A, 5.00% 2039	650	694
City of Arvada, Haskins Station Metropolitan Dist., Limited Tax G.O. and Special Rev. Bonds, Series 2019-A, 5.00% 2049	925	980
City of Arvada, Leyden Ranch Metropolitan Dist., Limited Tax G.O. Tax Bonds, Series 2017-A, 5.125% 2047	1,116	1,162
City of Arvada, Leyden Ranch Metropolitan Dist., Limited Tax G.O. Tax Bonds, Series 2017-B, 7.00% 2047[5]	500	512
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2035	2,000	2,127
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 5.00% 2046	1,000	1,052
City of Arvada, Sabell Metropolitan Dist., Limited Tax G.O. Bonds, Series 2020-B-3, 8.25% 2050[2,5]	606	629
City of Arvada, Sabell Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2020-A, 5.00% 2050[2]	1,060	1,134
City of Arvada, Westown Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.00% 2047 (preref. 2022)	1,368	1,457
Town of Ault, Conestoga Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2021-A-3, 5.25% 2051[5]	1,625	1,646
City of Aurora, Aurora Crossroads Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2040	1,000	1,077
City of Aurora, Aurora Crossroads Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2050	1,000	1,068
City of Aurora, Buckley Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021, 6.00% 2051	29,160	27,690
City of Aurora, Colorado International Center Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016, 4.625% 2031	609	628
City of Aurora, Colorado International Center Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2016, 5.00% 2046	3,140	3,238
City of Aurora, Colorado International Center Metropolitan Dist. No. 7, Limited Tax G.O. Bonds, Capital Appreciation Bonds, Series 2021, 0% 2051[1]	14,150	10,389
City of Aurora, Colorado Science and Technology Park Metropolitan Dist. No.1, Special Rev. Ref. and Improvement Bonds, Series 2018, 4.375% 2026	2,642	2,806
City of Aurora, Colorado Science and Technology Park Metropolitan Dist. No.1, Special Rev. Ref. and Improvement Bonds, Series 2018, 5.00% 2033	3,040	3,232
City of Aurora, Colorado Science and Technology Park Metropolitan Dist. No.1, Special Rev. Ref. and Improvement Bonds, Series 2018, 5.25% 2048	3,125	3,308
City of Aurora, Cornerstar Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds (Convertible to Unlimited Tax), Series 2017-A, 4.50% 2027	1,500	1,565
City of Aurora, Forest Trace Metropolitan Dist. No. 3, Limited Tax G.O. Bonds, Series 2020-B, 7.875% 2049[5]	933	991
City of Aurora, HM Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Convertible Bonds, Capital Appreciation Bonds, Series 2021, 0% 2051[1]	57,557	37,997
City of Aurora, Horizon Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2021-A-3, 4.50% 2051[2,5]	3,205	3,103
City of Aurora, Inspiration Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021-B, 5.00% 2036	813	782
City of Aurora, Parkside at City Centre Business Improvement Dist., Special Rev. and Tax Supported Senior Bonds, Series 2019-A, 6.25% 2048	13,490	14,173
City of Aurora, Pronghorn Valley Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021-B, 7.25% 2051[5]	524	498
City of Aurora, Pronghorn Valley Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021-A, 3.75% 2041	1,555	1,523
City of Aurora, Pronghorn Valley Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021-A, 4.00% 2051	2,625	2,580
City of Aurora, Senac South Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021-A-3, 5.25% 2051[5]	10,415	10,065
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2018-B, 7.25% 2035 (preref. 2023)[5]	636	726

American Funds Tax-Exempt Funds	223

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 4.50% 2028 (preref. 2023)	$392	$415
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2037 (preref. 2023)	550	607
City of Aurora, Serenity Ridge Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2043 (preref. 2023)	500	551
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2037	2,265	2,503
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-2, 5.00% 2037	600	663
City of Aurora, Southlands Metropolitan Dist. No. 1, G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2047	3,085	3,361
City of Aurora, Tallyn’s Reach Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2013, 5.00% 2033	447	476
City of Aurora, Tallyn’s Reach Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2013, 5.125% 2038 (preref. 2024)	2,070	2,212
City of Aurora, Transport Metropolitan Dist. No. 3, G.O. Limited Tax Bonds, Series 2021-A-1, 4.125% 2031	800	864
City of Aurora, Transport Metropolitan Dist. No. 3, G.O. Limited Tax Bonds, Capital Appreciation Bonds, Series 2021-A-1, 4.125% 2051[1]	3,000	2,667
City of Aurora, Windler Public Improvement Auth., Limited Tax Supported Convertible Rev. Bonds, Capital Appreciation Bonds, Series 2021-A-2, 0% 2036	3,500	2,609
City of Aurora, Windler Public Improvement Auth., Limited Tax Supported Convertible Rev. Bonds, Capital Appreciation Bonds, Series 2021-A-2, 0% 2041	5,000	3,705
City of Aurora, Windler Public Improvement Auth., Limited Tax Supported Convertible Rev. Bonds, Capital Appreciation Bonds, Series 2021-A-2, 0% 2051[1]	5,375	3,909
City of Aurora, Windler Public Improvement Auth., Limited Tax Supported Rev. Bonds, Series 2021-A-1, 4.00% 2041	2,135	2,025
City of Aurora, Windler Public Improvement Auth., Limited Tax Supported Rev. Bonds, Series 2021-A-1, 4.125% 2051	22,000	20,611
Town of Bennett, Section 27 Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 4.50% 2051[5]	4,160	3,907
City of Brighton, Brighton Crossing Metropolitan Dist. No. 6, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2040	515	557
City of Brighton, Brighton Crossing Metropolitan Dist. No. 6, Limited Tax G.O. Bonds, Series 2020-A, 5.00% 2050	2,000	2,145
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-B, 6.375% 2047	1,000	1,053
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-D, 7.85% 2047[5]	2,411	2,208
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-D, 7.85% 2047[5]	1,000	918
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-D, 7.85% 2047[5]	1,000	918
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-D, 7.85% 2047[5]	800	735
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-D, 7.85% 2047[5]	700	643
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-D, 7.85% 2047[5]	692	636
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-D, 7.85% 2047[5]	658	604
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-D, 7.85% 2047[5]	650	597
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-D, 7.85% 2047[5]	51	47
City of Brighton, Bromley Park Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2018-D, 7.85% 2047[5]	38	35
City of Brighton, Prairie Corner Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 4.875% 2051	3,000	2,877
City and County of Broomfield, Arista Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.00% 2038	6,700	7,113
City and County of Broomfield, Arista Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2018-A, 5.125% 2048	10,325	10,928
City and County of Broomfield, Aspen Street Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021-A-3, 5.125% 2050[5]	5,389	5,448
City and County of Broomfield, Baseline Metropolitan Dist. No. 1, Special Rev. Bonds, Series 2021-A, 5.00% 2042	555	587
City and County of Broomfield, Baseline Metropolitan Dist. No. 1, Special Rev. Bonds, Series 2021-A, 5.00% 2051	1,000	1,051
City and County of Broomfield, Baseline Metropolitan Dist. No. 1, Special Rev. Bonds, Series 2021-B, 7.50% 2051	2,190	2,097
City and County of Broomfield, BBC Metropolitan Dist., G.O. Limited Tax Rev. Ref. Bonds, Series 2021, 4.75% 2051	15,745	15,212

224	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
City and County of Broomfield, Broomfield Village Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2021-A-2, 5.00% 2049[2]	$1,440	$1,548
City and County of Broomfield, Broomfield Village Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2021-A-2, 5.00% 2049[2]	735	774
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.00% 2025	1,525	1,430
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 5.75% 2046	4,950	4,090
City and County of Broomfield, Lambertson Farms Metropolitan Dist. No. 1, Rev. Ref. and Improvement Bonds, Series 2015, 6.00% 2050	4,200	3,505
City and County of Broomfield, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021, 4.00% 2031	650	661
City and County of Broomfield, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2051	575	600
City and County of Broomfield, MidCities Metropolitan Dist. No. 2, Special Rev. Ref. Bonds, Series 2016-B, 7.75% 2046[5]	1,428	1,458
City and County of Broomfield, Palisade Metropolitan Dist. No. 2, Limited Tax G.O. and Rev. Bonds, Series 2019, 7.25% 2049[5]	4,712	4,801
City and County of Broomfield, Palisade Park North Metropolitan Dist. No. 3, Limited Tax G.O. Bonds, Series 2021, 5.50% 2051	37,562	35,719
Town of Castle Rock, Castleview Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A-3, 5.00% 2050[5]	4,720	4,539
Town of Castle Rock, Lanterns Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021-A-3, 4.50% 2050[5]	2,830	2,593
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 3.50% 2026	500	511
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 5.00% 2030	5,140	5,302
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,620	1,671
City of Centennial, Southglenn Metropolitan Dist., Special Rev. Ref. Bonds, Series 2016, 5.00% 2046	5,200	5,361
City of Colorado Springs, Banning Lewis Ranch Metropolitan Dist. No. 8, Limited Tax G.O. Bonds, Series 2021, 4.875% 2051[2,5]	3,000	2,823
City of Colorado Springs, Copper Ridge Metropolitan Dist., Tax Increment and Sales Tax Rev. Bonds, Series 2019, 4.00% 2029	5,650	5,762
City of Colorado Springs, Copper Ridge Metropolitan Dist., Tax Increment and Sales Tax Rev. Bonds, Series 2019, 5.00% 2043	4,500	4,741
City of Colorado Springs, Greenways Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A-3, 4.625% 2051[5]	2,116	1,989
City of Colorado Springs, Peak Metropolitan Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-B, 7.625% 2051[2,5]	1,651	1,623
Town of Columbine Valley, Wild Plum Metropolitan Dist., Limited Tax G.O. Bonds, Series 2019-B, 5.00% 2049	595	636
Commerce City, Buffalo Ridge Metropolitan Dist., Limited Tax G.O. Bonds, Series 2018-B, 7.375% 2047[5]	2,953	3,091
Commerce City, Nexus North at DIA Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2041	520	556
Commerce City, Nexus North at DIA Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	570	603
Commerce City, Reunion Metropolitan Dist., Special Rev. Bonds, Series 2021-A, 3.625% 2044	7,225	6,775
City and County of Denver, 9th Avenue Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2018, 5.00% 2048	2,475	2,597
City and County of Denver, Broadway Park North Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2020, 5.00% 2040[2]	1,325	1,436
City and County of Denver, Broadway Park North Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2020, 5.00% 2049[2]	1,550	1,670
City and County of Denver, Broadway Station Metropolitan Dist. No. 3, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Convertible Capital Appreciation Bonds, Series 2019-B, 0% 2049 (7.50% on 12/1/2027)[1]	20,665	13,808
City and County of Denver, Colorado International Center Metropolitan Dist. No. 14, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2018, 5.875% 2046	6,475	6,893
City and County of Denver, Denver Gateway Meadows Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 6.00% 2051[5]	9,580	9,170
City and County of Denver, Dept. of Aviation, Special Facs. Airport Rev. Ref. Bonds (United Air Lines Project), Series 2017, AMT, 5.00% 2032	1,655	1,730
City and County of Denver, Loretto Heights Community Auth., Special Rev. Bonds, Series 2021, 4.875% 2051[5]	6,000	5,929
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2026	1,700	1,917
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2027	2,500	2,812
City and County of Denver, Park Creek Metropolitan Dist., Limited Property Tax Supported Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	1,000	1,114
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2013-A-1, 5.00% 2024	2,000	2,061
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2018-A, 5.25% 2039[2]	6,550	7,037
City of Denver, Urban Renewal Auth., Stapleton Tax Increment Rev. Bonds, Series 2018-A, 5.25% 2039[2]	3,330	3,576

American Funds Tax-Exempt Funds	225

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
County of Douglas, Canyons Metropolitan Dist. No. 3, Limited Tax G.O. and Special Rev. Bonds, Series 2021, 5.50% 2051	$16,000	$15,151
County of Douglas, Chambers Highpoint Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2021, 5.00% 2041	515	534
County of Douglas, Chambers Highpoint Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2021, 5.00% 2051	835	852
County of Douglas, Cielo Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021-3, 5.25% 2050[5]	2,500	2,555
County of Douglas, Hilltop Metropolitan Dist., Limited Tax G.O. Bonds, Series 2020-A, 6.25% 2050	1,655	1,685
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.383% 2039 (put 2024)[4]	1,020	1,019
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2006-B, National insured, 0% 2037	5,065	2,635
E-470 Public Highway Auth., Rev. Bonds, Capital Appreciation Bonds, Series 2010, 0% 2040	3,610	2,158
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2041	85	92
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2051	300	320
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Aspen View Academy Project), Series 2021, 4.00% 2061	495	522
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Vega Collegiate Academy Project), Series 2021-A, 5.00% 2034[2]	300	331
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Vega Collegiate Academy Project), Series 2021-A, 5.00% 2051[2]	900	968
Educational and Cultural Facs. Auth., Charter School Rev. Bonds (Vega Collegiate Academy Project), Series 2021-A, 5.00% 2061[2]	1,435	1,536
Educational and Cultural Facs. Auth., Rev. Ref. Bonds (University of Denver), Series 2007, National insured, 5.25% 2025	1,000	1,093
County of El Paso, Flying Horse Metropolitan Dist. No. 3, Limited Tax G.O. Rev. Ref. Bonds, Series 2019, 6.00% 2049[2,5]	2,965	3,101
County of El Paso, Glen Metropolitan Dist. No. 3, Limited Tax G.O. Bonds, Series 2021, 4.25% 2051	2,870	2,694
County of Elbert, Elbert and Highway 86 Commercial Metropolitan Dist., Special Rev. and Tax Supported Rev. Ref. and Improvement Bonds, Series 2021-A, 5.00% 2041[2]	1,700	1,816
County of Elbert, Elbert and Highway 86 Commercial Metropolitan Dist., Special Rev. and Tax Supported Rev. Ref. and Improvement Bonds, Series 2021-A, 5.00% 2051[2]	3,000	3,171
County of Elbert, Independence Metropolitan Dist. No. 3, Limited Tax G.O. Bonds, Series 2019-A, 6.25% 2049	4,700	4,996
Town of Elizabeth, Highway 86 Metropolitan Dist., G.O. Limited Tax Cash Flow Bonds, Series 2021-A-3, 5.125% 2051[5]	1,015	1,020
Town of Erie, Erie Commons Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-B, 6.95% 2054[5]	3,100	3,201
Town of Erie, Jay Grove Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 4.25% 2051[5]	1,225	1,147
Town of Erie, Westerly Metropolitan Dist. No. 4, G.O. Limited Tax Bonds, Series 2021-A-1, 5.00% 2040	1,000	1,073
Town of Erie, Westerly Metropolitan Dist. No. 4, G.O. Limited Tax Bonds, Series 2021-A-1, 5.00% 2050	1,500	1,594
Town of Erie, Westerly Metropolitan Dist. No. 4, G.O. Limited Tax Bonds, Capital Appreciation Bonds, Series 2021-A-2, 0% 2050[1]	1,000	838
Town of Firestone, Cottonwood Hollow Residential Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	13,573	12,832
City of Fort Collins, Harmony Technology Park Metropolitan Dist. No. 2, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017, 5.00% 2047 (preref. 2022)	5,270	5,618
City of Fort Collins, Waters’ Edge Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021, 5.00% 2051[5]	4,445	4,234
City of Fort Lupton, Lupton Village Residential Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 4.625% 2051[5]	5,130	4,823
Town of Frederick, Hidden Creek Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021-A-3, 4.625% 2045[2,5]	1,145	1,085
County of Grand, Roam Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021, 6.00% 2051	21,375	20,216
City of Greeley, Lake Bluff Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2021, 5.25% 2051	25,500	24,535
City of Greeley, Westgate Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021, 5.375% 2051	12,538	12,070
Health Facs. Auth., Health Care Facs. Rev. Bonds (American Baptist Homes of the Midwest Obligated Group), Series 2013, 8.00% 2043	11,100	11,747
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2030 (preref. 2025)	3,000	3,379
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2032	1,500	1,689
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2036	2,360	2,658
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2037 (preref. 2027)	2,300	2,704

226	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2045 (preref. 2025)	$1,000	$1,126
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2017, 5.00% 2047 (preref. 2027)	3,520	4,138
Health Facs. Auth., Health Facs. Rev. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2012, 5.00% 2042 (preref. 2022)	4,600	4,670
Health Facs. Auth., Hospital Rev. Bonds (Parkview Medical Center, Inc. Project), Series 2020-A, 4.00% 2050	1,150	1,290
Health Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-A-2, 4.00% 2049	5,000	5,447
Health Facs. Auth., Rev. Bonds (CommonSpirit Health), Series 2019-B-2, 5.00% 2049 (put 2026)	1,000	1,133
Health Facs. Auth., Rev. Bonds (Covenant Retirement Communities, Inc.), Series 2018, 5.00% 2048	2,480	2,818
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.00% 2042[6]	2,500	1,375
Health Facs. Auth., Rev. Bonds (Senior Residences Project), Series 2012, 7.125% 2047[6]	5,500	3,025
Health Facs. Auth., Rev. Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-B, 5.00% 2027	1,055	1,109
Health Facs. Auth., Rev. Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-B, 5.00% 2039	2,045	2,150
Health Facs. Auth., Rev. Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-B, 5.00% 2048	3,890	4,089
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 4.00% 2038	1,700	1,798
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2019, 5.00% 2038	2,800	3,094
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Christian Living Neighborhoods Project), Series 2021, 4.00% 2042	1,965	2,092
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.00% 2027	480	553
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2031	2,395	2,737
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2032	850	969
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2037	2,300	2,616
Health Facs. Auth., Rev. Ref. and Improvement Bonds (Frasier Meadows Retirement Community Project), Series 2017-A, 5.25% 2047	1,500	1,690
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2026	750	808
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2031	3,345	3,560
Health Facs. Auth., Rev. Ref. Bonds (Christian Living Neighborhoods Project), Series 2016, 5.00% 2037	7,250	7,677
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2029	1,555	1,724
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2012-A, 5.00% 2033	6,525	6,764
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2015-A, 5.00% 2035	210	231
Health Facs. Auth., Rev. Ref. Bonds (Covenant Retirement Communities, Inc.), Series 2013-A, 5.75% 2036	1,000	1,088
Health Facs. Auth., Rev. Ref. Bonds (Frasier Project), Series 2023-A, 4.00% 2041	1,320	1,369
Health Facs. Auth., Rev. Ref. Bonds (Frasier Project), Series 2023-A, 4.00% 2048	4,210	4,287
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048	990	1,061
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050	1,715	1,825
City and County of Jefferson, Dinosaur Ridge Metropolitan Dist., Special Rev. Ref. and Improvement Bonds, Series 2019, 5.00% 2049	3,420	3,610
County of Jefferson and City and County of Broomfield, Verve Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2041	2,250	2,444
County of Jefferson and City and County of Broomfield, Verve Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2021, 5.00% 2051	1,770	1,905
County of Jefferson, Hogback Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021-A-3, 5.00% 2041	725	747
County of Jefferson, Hogback Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2021-A-3, 5.00% 2051	1,550	1,571
County of Jefferson, RRC Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021, 5.25% 2051	20,000	18,910
County of Jefferson, Three Hills Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.625% 2051	12,205	11,565
Town of Johnstown, Johnstown Farms East Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2051[2]	1,500	1,442
Town of Johnstown, Thompson Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2019, 5.00% 2039	1,400	1,501
Town of Johnstown, Thompson Crossing Metropolitan Dist. No. 4, Limited Tax G.O. Rev. Ref. and Improvement Bonds (Convertible to Unlimited Tax), Series 2019, 5.00% 2049	6,875	7,295

American Funds Tax-Exempt Funds	227

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
County of La Plata, Three Sprints Metropolitan Dist. No. 1, Limited Tax G.O. Rev. Ref. Bonds, Series 2020-B, 7.125% 2050[5]	$1,685	$1,672
County of Larimer, East Fossil Creek Ranch Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021-A, 6.00% 2048[5]	4,750	4,572
City of Littleton, Littleton Village Metropolitan Dist. No. 2, Special Rev. Ref. Bonds, Series 2018-B, 7.625% 2028[5]	1,140	1,195
City of Lone Tree, Rampart Range Metropolitan Dist. No. 5, Limited Tax Supported and Special Rev. Bonds, Series 2021, 4.00% 2041	2,500	2,512
City of Lone Tree, Rampart Range Metropolitan Dist. No. 5, Limited Tax Supported and Special Rev. Bonds, Series 2021, 4.00% 2051	5,800	5,770
City of Loveland, Cascade Ridge Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.00% 2051	3,000	2,867
City of Loveland, Eagle Brook Meadows Metropolitan Dist. No. 3, Limited Tax G.O. Bonds, Series 2021, 5.00% 2051[5]	1,600	1,631
Town of Mead, Liberty Ranch Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds, Series 2021-A, 5.25% 2051	6,590	6,258
Mountain Vista Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 4.875% 2050[2]	12,000	11,311
Town of Parker, Cherry Creek South Metropolitan Dist. No. 5, Limited Tax G.O. Bonds, Series 2021, 6.00% 2051	36,049	34,499
Town of Parker, Cottonwood Highlands Metropolitan Dist. No. 1, Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2019-A, 5.00% 2049	900	952
Town of Parker, Overlook Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds, Series 2021-B, 5.50% 2051	1,033	978
Town of Parker, Reata Ridge Village Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2049	905	963
Town of Parker, Reata Ridge Village Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-B, 8.00% 2049[5]	614	623
Town of Parker, Westcreek Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-A, 5.375% 2048	800	851
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.125% 2023	1,370	1,461
Public Auth. for Colorado Energy, Natural Gas Purchase Rev. Bonds, Series 2008, 6.25% 2028	2,000	2,424
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-B, 4.00% 2034	1,000	1,147
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 4.00% 2035	7,260	8,319
Town of Severance, Hunters Overlook Metropolitan Dist. No. 5, Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2039	1,810	1,950
Town of Severance, Hunters Overlook Metropolitan Dist. No. 5, Limited Tax G.O. Bonds, Series 2019-A, 5.00% 2049	2,985	3,197
Town of Severance, Hunters Overlook Metropolitan Dist. No. 5, Limited Tax G.O. Bonds, Series 2019-B, 8.50% 2049[5]	1,825	1,859
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.50% 2036	4,928	5,085
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 5.75% 2046	2,585	2,667
Town of Snowmass Village, Base Village Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. Bonds, Series 2016-A, 6.50% 2048[5]	3,500	2,884
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Bonds, Series 2019-B, 8.00% 2049[5]	3,954	4,027
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2019-A, 4.00% 2029	1,870	1,984
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2038	10,705	11,470
Town of Superior, STC Metropolitan Dist. No. 2, Limited Tax G.O. and Special Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2049	8,095	8,628
City of Thornton, Big Dry Creek Metropolitan Dist., Limited Tax G.O. Bonds, Series 2017-B, 7.75% 2047[5]	644	666
City of Thornton, Big Dry Creek Metropolitan Dist., Limited Tax G.O. Bonds (Convertible to Unlimited Tax), Series 2017-A, 5.75% 2047	2,415	2,526
County of Weld, Tri-Pointe Residential Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 4.50% 2051	23,540	22,176
County of Weld, Waterfront at Foster Lake Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2022-A-3-1, 5.00% 2042	3,600	3,597
County of Weld, Waterfront at Foster Lake Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2022-A-3-1, 5.00% 2051	9,500	9,312
County of Weld, Waterfront at Foster Lake Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Capital Appreciation Bonds, Series 2022-A-3-2, 0% 2051[1]	5,130	3,598
County of Weld, Waterfront at Foster Lake Metropolitan Dist. No. 2, Special Rev. Bonds, Series 2022, 4.625% 2028	19,500	19,159
City of Wheat Ridge, Longs Peak Metropolitan Dist., Limited Tax G.O. Bonds, Series 2021, 5.25% 2051[2]	17,560	16,675

228	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Colorado (continued)
Town of Windsor, Great Western Metropolitan Dist. No. 5, Limited Tax G.O. Rev. Ref. Bonds, Series 2020, 4.75% 2050	$2,750	$2,933
Town of Windsor, Iron Mountain Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2019-B, 8.00% 2049[5]	1,000	1,014
Town of Windsor, Iron Mountain Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2039	1,635	1,733
Town of Windsor, Iron Mountain Metropolitan Dist. No. 2, Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2019-A, 5.00% 2049	2,510	2,640
Town of Windsor, Jacoby Farm Metropolitan Dist., Limited Tax G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2046[2]	4,750	4,580
Town of Windsor, Prarie Song Metropolitan Dist. No. 4, Limited Tax G.O. Bonds, Series 2021, 6.00% 2051	9,237	8,736
Town of Windsor, Ptarmigan West Metropolitan Dist. No. 2, Limited Tax G.O. Bonds, Series 2021, 4.125% 2051	1,500	1,403
		1,030,221

Connecticut 0.70%
City of Bridgeport, Steel Point Infrastructure Improvement Dist., Special Obligation Rev. Bonds (Steelpointe Harbor Project), Series 2021, 4.00% 2036[2]	610	634
City of Bridgeport, Steel Point Infrastructure Improvement Dist., Special Obligation Rev. Bonds (Steelpointe Harbor Project), Series 2021, 4.00% 2041[2]	685	705
City of Bridgeport, Steel Point Infrastructure Improvement Dist., Special Obligation Rev. Bonds (Steelpointe Harbor Project), Series 2021, 4.00% 2051[2]	2,865	2,917
Harbor Point Infrastructure Improvement Dist., Special Obligation Rev. Ref. Bonds (Harbor Point Project), Series 2017, 5.00% 2030[2]	3,125	3,574
Harbor Point Infrastructure Improvement Dist., Special Obligation Rev. Ref. Bonds (Harbor Point Project), Series 2017, 5.00% 2039[2]	11,055	12,483
Health and Educational Facs. Auth., Rev. Bonds (Griffin Hospital Issue), Series 2020-G-1, 5.00% 2039[2]	1,000	1,174
Health and Educational Facs. Auth., Rev. Bonds (Griffin Hospital Issue), Series 2020-G-1, 5.00% 2044[2]	1,000	1,165
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 4.00% 2051	1,665	1,874
Health and Educational Facs. Auth., Rev. Bonds (Healthcare Fac. Expansion Issue - Church Home of Hartford, Inc. Project), Series 2016-A, 5.00% 2053[2]	1,640	1,756
Health and Educational Facs. Auth., Rev. Bonds (McLean Affiliates, Inc.), Series 2020-A, 5.00% 2045[2]	1,455	1,586
Health and Educational Facs. Auth., Rev. Bonds (McLean Affiliates, Inc.), Series 2020-A, 5.00% 2055[2]	1,625	1,762
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 4.00% 2039	1,525	1,686
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 4.00% 2040	515	567
Health and Educational Facs. Auth., Rev. Bonds (Stamford Hospital Issue), Series 2022-M, 4.00% 2042	330	361
Health and Educational Facs. Auth., Rev. Bonds (The Jerome Home Issue), Series 2021-E, 4.00% 2041	610	665
Health and Educational Facs. Auth., Rev. Bonds (The Jerome Home Issue), Series 2021-E, 4.00% 2051	1,250	1,337
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2026	280	322
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2027	150	176
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2028	205	244
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 5.00% 2029	550	663
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2017-A, AMT, 4.00% 2031	585	600
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2017-A, AMT, 4.125% 2032	580	597
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2017-A, AMT, 4.125% 2033	290	298
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2020-B, AMT, 3.25% 2036	1,700	1,699
Higher Education Supplemental Loan Auth., Rev. Bonds (Chesla Loan Program), Series 2021-B, AMT, 2.25% 2037	2,500	2,369
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2018-A-2, AMT, 4.00% 2041	1,145	1,208
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Bonds, Series 2016-A, 5.50% 2026[2]	4,215	4,453
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-C, 6.25% 2030[2]	4,500	5,061
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2020-B, 6.50% 2035[2]	14,090	16,808
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015-A, 6.75% 2045[2]	9,267	9,601
Mohegan Tribe of Indians, Gaming Auth., Priority Distribution Payment Rev. Ref. Bonds, Series 2015, 7.00% 2045[2]	2,485	2,581
		80,926

American Funds Tax-Exempt Funds	229

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Delaware 0.08%
Econ. Dev. Auth., Charter School Rev. Bonds (Aspira of Delaware Charter Operations, Inc. Project), Series 2016-A, 5.00% 2046	$300	$319
Econ. Dev. Auth., Charter School Rev. Bonds (Aspira of Delaware Charter Operations, Inc. Project), Series 2016-A, 5.00% 2051	1,350	1,434
Econ. Dev. Auth., Exempt Fac. Rev. Ref. Bonds (NRG Energy Project), Series 2020-A, 1.25% 2040 (put 2025)	4,495	4,432
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2050	2,235	2,574
		8,759

District of Columbia 0.53%
Metropolitan Washington DC Airports Auth., Airport System Rev. and Rev. Ref. Bonds, Series 2021-A, AMT, 4.00% 2051	6,180	6,852
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2010-B, 6.50% 2044[1]	5,000	6,444
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Capital Appreciation Bonds, Series 2010-A, Assured Guaranty Municipal insured, 0% 2037	10,255	5,799
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Bonds (Dulles Metrorail and Capital Improvement Projects), Capital Appreciation Bonds, Series 2010-A, 0% 2037	5,000	2,798
Metropolitan Washington DC Airports Auth., Dulles Toll Road Rev. Ref. Bonds (Dulles Metrorail and Capital Improvement Projects), Series 2019-B, 4.00% 2053	8,000	8,715
Rev. Bonds (DC International School Issue), Series 2019, 5.00% 2039	1,000	1,170
Rev. Bonds (DC International School Issue), Series 2019, 5.00% 2049	1,275	1,470
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2036	1,295	1,435
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2041	1,545	1,702
Rev. Bonds (Friendship Public Charter School, Inc. Issue), Series 2016-A, 5.00% 2046	1,850	2,029
Rev. Bonds (Rocketship DC Obligated Group), Series 2021-A, 5.00% 2041[2]	1,250	1,416
Rev. Bonds (Rocketship DC Obligated Group), Series 2021-A, 5.00% 2061[2]	2,600	2,893
Rev. Ref. Bonds (KIPP DC Issue), Series 2017-B, 5.00% 2048	4,220	4,774
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2006-A, 0% 2046	60,820	13,574
		61,071

Florida 4.41%
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2022, 4.00% 2040	1,025	1,085
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2021, 4.00% 2040	945	1,023
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2022, 4.00% 2046	1,750	1,823
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2021, 4.00% 2046	950	1,013
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2032	500	534
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2042	2,000	2,135
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Ref. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2012-A, 8.00% 2046	1,500	1,601
County of Alachua, Health Facs. Auth., Health Facs. Rev. Bonds (Shands HealthCare Project), Series 2007-A, (3-month USD-LIBOR x 0.67 + 0.87%) 0.984% 2037[4]	1,745	1,716
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds, Series 2019-A, 4.00% 2049	2,500	2,768
County of Alachua, Health Facs. Auth., Health Facs. Rev. Ref. Bonds (Shands HealthCare Project), Series 2014-A, 5.00% 2044	3,700	4,038
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 3.10% 2025	175	177
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 3.375% 2030	335	341
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 3.875% 2040	900	927
County of Alachua, Parker Road Community Dev. Dist., Capital Improvement Rev. Ref. and Rev. Bonds, Series 2020, 4.10% 2050	1,000	1,030
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2043	365	407

230	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2048	$5,000	$5,560
City of Atlantic Beach, Health Care Facs. Rev. Bonds (Fleet Landing Project), Series 2018-A, 5.00% 2053	2,450	2,715
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2032	2,470	2,661
County of Brevard, Educational Facs. Auth., Demand Rev. Bonds (Florida Institute of Technology Project), Series 2014, 5.00% 2039	750	808
County of Broward, Airport System Rev. Bonds, Series 2019-A, AMT, 4.00% 2044	4,000	4,361
County of Broward, Airport System Rev. Ref. Bonds, Series 2013-A, 5.25% 2043 (preref. 2023)	2,000	2,139
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2029	1,000	1,187
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2030	1,000	1,201
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2033	1,500	1,780
Capital Projects Fin. Auth., Student Housing Rev. Ref. Bonds (Capital Projects Loan Program - Florida Universities), Series 2020-A-1, 5.00% 2035	500	592
Capital Trust Agcy., Educational Facs. Rev. Bonds (AcadeMir Charter Schools, Inc. Project), Series 2021-A-2, 4.00% 2041[2]	710	756
Capital Trust Agcy., Educational Facs. Rev. Bonds (AcadeMir Charter Schools, Inc. Project), Series 2021-A-2, 4.00% 2051[2]	960	1,006
Capital Trust Agcy., Educational Facs. Rev. Bonds (AcadeMir Charter Schools, Inc. Project), Series 2021-A-2, 4.00% 2056[2]	695	723
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 4.00% 2024	160	167
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 5.00% 2029	405	453
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 5.00% 2039	1,770	1,959
Capital Trust Agcy., Educational Facs. Rev. Bonds (Advantage Academy of Hillborough), Series 2019, 5.00% 2054	1,400	1,532
Capital Trust Agcy., Educational Facs. Rev. Bonds (Charter Educational Foundation, Inc.), Series 2018-A, 5.375% 2038[2]	1,105	1,210
Capital Trust Agcy., Educational Facs. Rev. Bonds (Charter Educational Foundation, Inc.), Series 2018-A, 5.375% 2048[2]	2,595	2,798
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 5.00% 2039[2]	1,285	1,484
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at Land O’ Lakes Project), Series 2020-A, 5.00% 2054[2]	2,150	2,428
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at North Manatee Project), Series 2021-C, 5.00% 2041[2]	235	260
Capital Trust Agcy., Educational Facs. Rev. Bonds (Imagine School at North Manatee Project), Series 2021-C, 5.00% 2056[2]	520	565
Capital Trust Agcy., Educational Facs. Rev. Bonds (Odyssey Charter School), Series 2019, 5.00% 2049[2]	1,770	1,942
Capital Trust Agcy., Educational Facs. Rev. Bonds (Odyssey Charter School), Series 2019, 5.00% 2054[2]	4,385	4,809
Capital Trust Agcy., Educational Facs. Rev. Bonds (Renaissance Charter School), Series 2017-A, 5.125% 2037[2]	5,225	5,698
Capital Trust Agcy., Educational Facs. Rev. Bonds (Renaissance Charter School), Series 2017-A, 5.25% 2047[2]	9,900	10,743
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 4.00% 2029[2]	445	477
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2017-A, 5.00% 2037[2]	1,370	1,508
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 5.00% 2039[2]	1,125	1,233
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2017-A, 5.00% 2047[2]	3,070	3,327
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 5.00% 2049[2]	2,735	2,961
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2017-A, 5.00% 2052[2]	1,790	1,935
Capital Trust Agcy., Educational Facs. Rev. Bonds (Viera Charter Schools, Inc. Project), Series 2019-A, 5.00% 2054[2]	1,340	1,447
Capital Trust Agcy., Rev. Bonds (Educational Growth Fund, LLC Charter School Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	14,195	15,698
Capital Trust Agcy., Rev. Bonds (Educational Growth Fund, LLC Charter School Portfolio Projects), Capital Appreciation Bonds, Series 2021-B, 0% 2061[2]	145,480	13,832
Capital Trust Agcy., Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	3,300	3,515
Capital Trust Agcy., Rev. Bonds (WFCS Portfolio Projects), Capital Appreciation Bonds, Series 2021-B, 0% 2061[2]	6,400	442
Central Florida Expressway Auth., Rev. Ref. Bonds, Series 2017, 5.00% 2039	1,000	1,166
County of Collier, Health Facs. Auth., Residential Care Fac. Rev. Bonds (Moorings, Inc.), Series 2015-A, 5.00% 2048	5,000	5,759
Town of Davie, Educational Facs. Rev. Bonds (Nova Southeastern University Project), Series 2013-A, 6.00% 2042	400	424
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Creative Inspiration Journey School of St. Cloud), Series 2021-A, 5.00% 2041[2]	1,245	1,325
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Creative Inspiration Journey School of St. Cloud), Series 2021-A, 5.00% 2051[2]	2,035	2,137

American Funds Tax-Exempt Funds	231

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Creative Inspiration Journey School of St. Cloud), Series 2021-A, 5.00% 2056[2]	$1,800	$1,876
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2050	2,085	2,325
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Mater Academy Projects), Series 2020-A, 5.00% 2055	3,480	3,868
Dev. Fin. Corp., Educational Facs. Rev. Bonds (Outreach Charter Academy), Series 2021-A, 4.00% 2056[2]	1,390	1,438
Dev. Fin. Corp., Educational Facs. Rev. Bonds (River City Science Academy Projects), Series 2021-A, 4.00% 2055	1,000	1,050
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (Renaissance Charter School, Inc.), Series 2020-C, 4.00% 2030[2]	470	499
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (Renaissance Charter School, Inc.), Series 2020-C, 5.00% 2040[2]	1,050	1,149
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (Renaissance Charter School, Inc.), Series 2020-C, 5.00% 2050[2]	2,055	2,225
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2013-A, 5.50% 2028 (preref. 2023)	1,535	1,638
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2013-A, 6.00% 2033 (preref. 2023)	14,780	15,878
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 5.00% 2036	3,300	4,015
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 5.00% 2037	3,500	4,249
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 5.00% 2038	2,400	2,908
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 5.00% 2039	2,535	3,064
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 5.00% 2040	2,700	3,257
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 4.00% 2052	11,705	12,614
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 5.00% 2052	1,240	1,466
Dev. Fin. Corp., Senior Living Rev. Bonds (Mayflower Retirement Community Center, Inc.), Series 2020-A, 5.25% 2050[2]	2,000	2,272
Dev. Fin. Corp., Senior Living Rev. Bonds (Mayflower Retirement Community Center, Inc.), Series 2020-A, 5.25% 2055[2]	2,000	2,267
Dev. Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Pro USA, Inc. Project), Series 2017, AMT, 5.00% 2029 (put 2022)[2]	8,330	8,440
Dev. Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Pro USA, Inc. Project), Series 2019, AMT, 5.00% 2029[2]	3,000	3,169
Dev. Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Pro USA, Inc. Project), Series 2021, AMT, 3.00% 2032	16,670	17,255
Halifax Hospital Medical Center, Hospital Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,170	1,337
Halifax Hospital Medical Center, Hospital Rev. Ref. Bonds, Series 2016, 5.00% 2030	2,750	3,116
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Bonds (Florida Institute of Technology), Series 2019, 5.00% 2035	750	877
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2045	1,000	1,120
County of Hillsborough, Industrial Dev. Auth., Hospital Rev. Bonds (Tampa General Hospital Project), Series 2020-A, 4.00% 2055	3,600	3,980
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-2, 3.00% 2051	1,775	1,859
JEA, Water and Sewer System Rev. Bonds, Series 2017-A, 5.00% 2027	1,000	1,196
County of Lee, Airport Rev. Bonds, Series 2021-B, AMT, 4.00% 2051	4,000	4,385
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2039	2,140	2,462
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2044	5,250	5,999
County of Lee, Industrial Dev. Auth., Healthcare Facs. Rev. Ref. Bonds (Shell Point/Alliance Obligated Group, Shell Point Project), Series 2019, 5.00% 2049	7,805	8,884
County of Lee, River Hall Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2021-A-2, 3.00% 2023	185	188
County of Lee, River Hall Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2021-A-1, 3.00% 2023	150	152
County of Lee, River Hall Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2021-A-2, 3.00% 2025	190	194
County of Lee, River Hall Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2021-A-1, 3.00% 2025	175	179
County of Lee, River Hall Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2021-A-1, 3.00% 2031	400	397
County of Lee, River Hall Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2021-A-2, 3.00% 2031	185	183
County of Lee, River Hall Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2021-A-2, 3.00% 2036	600	580
County of Lee, River Hall Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2021-A-1, 3.00% 2036	480	467
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood Centre North), Series 2015, 4.875% 2035	465	490

232	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood Centre North), Series 2015, 4.875% 2045	$1,960	$2,048
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood National and Polo Run Project), Series 2017, 5.25% 2037	1,000	1,098
Counties of Manatee and Sarasota, Lakewood Ranch Stewardship Dist., Special Assessment Rev. Bonds (Lakewood National and Polo Run Project), Series 2017, 5.375% 2047	1,100	1,204
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Infrastructure Project), Series 2014-B, 5.00% 2037	1,735	1,777
City of Miami, Midtown Miami Community Dev. Dist., Special Assessment and Rev. Ref. Bonds (Parking Garage Project), Series 2014-A, 4.25% 2024	1,270	1,303
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,225	1,402
County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2008, AMT, 0.40% 2023	3,000	2,973
County of Miami-Dade, Sawyers Landing Community Dev. Dist., Special Assessment Rev. Bonds, Series 2021, 3.25% 2026	590	600
County of Miami-Dade, Sawyers Landing Community Dev. Dist., Special Assessment Rev. Bonds, Series 2021, 3.75% 2031	1,550	1,607
County of Miami-Dade, Sawyers Landing Community Dev. Dist., Special Assessment Rev. Bonds, Series 2021, 4.125% 2041	3,055	3,205
County of Miami-Dade, Sawyers Landing Community Dev. Dist., Special Assessment Rev. Bonds, Series 2021, 4.25% 2053	5,805	6,053
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2012, 5.00% 2022	1,920	1,985
City of Miami Beach, Health Facs. Auth., Hospital Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2014, 5.00% 2039	1,500	1,652
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2036	4,000	4,608
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2042	17,500	20,061
North Broward Hospital Dist., Rev. Bonds (Broward Health), Series 2017-B, 5.00% 2048	11,500	13,085
City of North Port, West Villages Improvement Dist. No. 2, Special Assessment Bonds, Series 2019-A-1, 5.75% 2036	2,500	2,504
City of North Port, West Villages Improvement Dist. No. 2, Special Assessment Bonds, Series 2019-A-2, 5.75% 2036	2,295	1,331
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2035	1,000	1,101
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-C, 5.00% 2040	1,935	2,121
County of Okaloosa, Mid-Bay Bridge Auth., Rev. Bonds, Series 2015-A, 5.00% 2040	1,000	1,104
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2035	1,500	1,661
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2036	4,100	4,470
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2040	3,000	3,306
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2041	4,880	5,321
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2015, 5.00% 2045	4,300	4,716
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2047	6,280	6,847
County of Orange, Health Facs. Auth., Hospital Rev. Ref. Bonds (Orlando Health Obligated Group), Series 2016-A, 5.00% 2033	1,240	1,420
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 4.00% 2042	4,525	4,680
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 4.00% 2047	6,670	6,830
County of Palm Beach, Health Facs. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2032	4,935	5,700
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2015-C, 5.00% 2028	1,920	2,110
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-B, 4.00% 2041	250	282
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-B, 5.00% 2042	650	768
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2019-B, 5.00% 2053	1,000	1,099
County of Palm Beach, Health Facs. Auth., Rev. Bonds (Toby & Leon Cooperman Sinai Residences of Boca Raton Expansion), Series 2020, 5.00% 2055	3,900	4,163
City of Palm Coast, Palm Coast Park Community Dev. Dist., Special Assessment Bonds, Series 2006, 5.70% 2037	2,755	2,760

American Funds Tax-Exempt Funds	233

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
City of Palm Coast, Town Center at Palm Coast Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2005, 6.00% 2036	$2,505	$2,507
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-A-1, 6.00% 2036[1]	135	137
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2004-A, 6.00% 2036[6]	1,035	25
County of Pasco, Meadow Pointe IV Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2012-A-2, 6.25% 2038[1]	260	264
County of Pinellas, Industrial Dev. Auth., Rev. Bonds (Drs. Kiran & Pallavi Patel 2017 Foundation for Global Understanding, Inc. Project), Series 2019, 5.00% 2029	2,950	3,269
County of Pinellas, Industrial Dev. Auth., Rev. Bonds (Drs. Kiran & Pallavi Patel 2017 Foundation for Global Understanding, Inc. Project), Series 2019, 5.00% 2039	3,070	3,469
County of Polk, Industrial Dev. Auth., Retirement Fac. Rev. Ref. and Improvement Bonds (Carpenters Home Estates, Inc. Project), Series 2019-A, 5.00% 2039	400	437
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2021-A, 4.00% 2036	870	954
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2039	2,250	2,388
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2021-A, 4.00% 2041	1,215	1,322
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2044	3,420	3,616
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2021-A, 4.00% 2051	680	731
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2021-A, 4.00% 2056	7,830	8,388
City of Port St. Lucie, Utility System Rev. Ref. Bonds, Series 2016, 4.00% 2036	2,000	2,205
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Bonds, Series 2007-B, 5.10% 2014[6]	10,260	2
City of St. Cloud, Gramercy Farms Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2011, 0% 2039[7,8]	25,040	3,859
City of St. Cloud, Stevens Plantation Community Dev. Dist., Special Assessment Rev. Bonds, Series 2003-B, 6.375% 2013[6]	3,490	2,216
City of St. Cloud, Stevens Plantation Improvement Project Dependent Special Dist., Rev. Bonds, Series 2003, 6.375% 2013 (put 2023)[6]	3,584	1,039
County of St. Johns, Industrial Dev. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2020-A, 4.00% 2055	3,315	3,608
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2022	110	112
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2023	115	119
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2036	1,000	1,066
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2041	750	788
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2046	1,265	1,316
County of St. Johns, Industrial Dev. Auth., Senior Living Rev. Bonds (Vicars Landing Project), Series 2021-A, 4.00% 2050	1,000	1,035
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2002, 5.00% 2032[6]	2,480	2,499
County of St. Johns, Marshall Creek Community Dev. Dist., Special Assessment Bonds, Series 2016, 6.32% 2045	215	217
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2037	2,150	2,292
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2042	4,150	4,413
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2047	3,645	3,868
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Bonds (Village on the Isle Project), Series 2017-A, 5.00% 2052	6,695	7,098
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Improvement Bonds (Sunnyside Village Project), Series 2018, 5.00% 2048	1,075	1,184
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Ref. Bonds (Village on the Isle Project), Series 2016, 5.00% 2026	150	165
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Ref. Bonds (Village on the Isle Project), Series 2016, 5.00% 2027	180	197
County of Sarasota, Health Facs. Auth., Retirement Fac. Rev. Ref. Bonds (Village on the Isle Project), Series 2016, 5.00% 2030	120	130
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2047	3,350	3,896

234	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Florida (continued)
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2024[2]	$1,000	$1,074
Southeast Overtown/Park West Community Redev. Agcy., Tax Increment Rev. Bonds, Series 2014-A-1, 5.00% 2030[2]	6,000	6,397
County of Sumter, Village Community Dev. Dist. No. 6, Rev. Ref. Bonds, Series 2017, BAM insured, 4.00% 2037	2,070	2,239
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2015-A, 5.00% 2040	1,350	1,493
City of Tallahassee, Health Facs. Rev. Ref. Bonds (Tallahassee Memorial HealthCare, Inc. Project), Series 2016-A, 5.00% 2055	1,800	1,992
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2015, 5.00% 2045	3,945	4,343
City of Tampa, Rev. and Rev. Ref. Bonds (University of Tampa Project), Series 2020-A, 4.00% 2050	1,865	2,044
City of Venice, Retirement Community Rev. Improvement Bonds (Village on the Isle Project), Series 2019, 5.00% 2037	1,000	1,104
City of Venice, Retirement Community Rev. Improvement Bonds (Village on the Isle Project), Series 2019, 5.00% 2047	4,205	4,598
City of Venice, Retirement Community Rev. Improvement Bonds (Village on the Isle Project), Series 2019, 5.00% 2052	3,010	3,285
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.75% 2031	3,925	4,149
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 4.125% 2037	1,980	2,099
		508,911

Georgia 1.34%
City of Atlanta, Dev. Auth., Health Care Facs. Rev. Bonds, Capital Appreciation Bonds, Series 2017-B-2, 0% 2044	1,631	63
City of Atlanta, Dev. Auth., Senior Health Care Facs. Rev. Bonds (Georgia Proton Treatment Center Project), Series 2017-A-1, 7.00% 2040	6,000	4,149
City of Atlanta, Urban Redev. Agcy., Rev. Bonds (Atlanta Beltline Trail Completion Project), Series 2021, 2.875% 2031[2]	1,000	1,008
City of Atlanta, Urban Redev. Agcy., Rev. Bonds (Atlanta Beltline Trail Completion Project), Series 2021, 3.625% 2042[2]	4,245	4,292
City of Atlanta, Urban Redev. Agcy., Rev. Bonds (Atlanta Beltline Trail Completion Project), Series 2021, 3.875% 2051[2]	4,185	4,241
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	2,510	2,529
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2017-C, 4.125% 2045	5,000	5,524
County of Cobb, Dev. Auth., Parking and Dining Hall Lease Rev. Ref. Bonds (Kennesaw State University Real Estate Foundations Projects), Series 2017, 5.00% 2033	1,000	1,181
County of Coweta, Residential Care Facs. for the Elderly Auth., Rev. Bonds (Wesley Woods of Newnan - Peachtree City Project), Series 2021, 4.00% 2026	1,690	1,769
County of Coweta, Residential Care Facs. for the Elderly Auth., Rev. Bonds (Wesley Woods of Newnan - Peachtree City Project), Series 2021, 4.00% 2031	1,265	1,364
County of Coweta, Residential Care Facs. for the Elderly Auth., Rev. Bonds (Wesley Woods of Newnan - Peachtree City Project), Series 2021, 4.00% 2036	970	1,034
County of Coweta, Residential Care Facs. for the Elderly Auth., Rev. Bonds (Wesley Woods of Newnan - Peachtree City Project), Series 2021, 4.00% 2041	935	989
County of Coweta, Residential Care Facs. for the Elderly Auth., Rev. Bonds (Wesley Woods of Newnan - Peachtree City Project), Series 2021, 4.00% 2046	1,060	1,108
County of Dekalb, Housing Auth., Senior Living Rev. Bonds (Baptist Retirement Communities of Georgia, Inc. and Clairmont Crest, Inc. Project), Series 2019-A, 5.125% 2049[2]	5,145	4,217
County of Dekalb, Housing Auth., Senior Living Rev. Bonds (Baptist Retirement Communities of Georgia, Inc. and Clairmont Crest, Inc. Project), Series 2019-A, 5.25% 2054[2]	4,750	3,895
County of Fulton, Residential Care Facs. for the Elderly Auth., Rev. Bonds (Canterbury Court Project), Series 2021-A, 4.00% 2056[2]	2,500	2,572
Geo. L. Smith II World Congress Center Auth., Convention Center Hotel Second Tier Rev. Bonds, Series 2021-B, 3.625% 2031[2]	1,970	2,043
Geo. L. Smith II World Congress Center Auth., Convention Center Hotel Second Tier Rev. Bonds, Series 2021-B, 5.00% 2036[2]	2,315	2,647
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-A, 4.00% 2050	460	497
County of Houston, Hospital Auth., Rev. Bonds (Houston Hospital, Inc.), Series 2016-B, 5.00% 2031 (preref. 2024)[1]	4,205	4,525

American Funds Tax-Exempt Funds	235

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Georgia (continued)
Counties of Macon and Bibb, Urban Dev. Auth., Rev. Bonds (Academy for Classical Education, Inc.), Series 2017, 5.75% 2037[2]	$1,200	$1,357
Counties of Macon and Bibb, Urban Dev. Auth., Rev. Bonds (Academy for Classical Education, Inc.), Series 2017, 5.875% 2047[2]	2,180	2,447
Counties of Macon and Bibb, Urban Dev. Auth., Rev. Bonds (Academy for Classical Education, Inc.), Series 2017, 6.00% 2052[2]	1,530	1,723
Main Street Natural Gas, Inc., Gas Project Rev. Bonds, Series 2007-A, 5.50% 2023	1,020	1,092
Main Street Natural Gas, Inc., Gas Project Rev. Bonds, Series 2007-A, 5.50% 2026	1,000	1,168
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-A, 5.00% 2043	860	996
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-C, 4.00% 2048 (put 2023)	4,000	4,196
City of Marietta, Dev. Auth., Rev. Bonds (Life University, Inc. Project), Series 2017-A, 5.00% 2037[2]	2,500	2,727
County of Monroe, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2039 (put 2025)	1,000	1,010
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2019-A, 5.00% 2059	15,700	18,479
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.00% 2060	6,740	7,481
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2015-A, 5.50% 2060	19,100	21,517
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2063	10,175	11,970
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 4.00% 2046	330	361
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2019-B, 5.00% 2048	4,000	4,716
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2056	505	591
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project P Bonds, Series 2021-A, 5.00% 2063	1,200	1,405
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2034	2,300	2,754
Municipal Electric Auth., Project One Bonds, Series 2019-A, 4.00% 2049	2,700	2,951
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2029 (preref. 2024)	1,000	1,084
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2014, 5.00% 2044 (preref. 2024)	2,000	2,169
Road and Tollway Auth., Toll Rev. Convertible Bonds (I-75 S Expressway Lanes Project), Capital Appreciation Bonds, Series 2014-A, 0% 2024 (escrowed to maturity)[2]	1,560	1,454
Road and Tollway Auth., Toll Rev. Convertible Bonds (I-75 S Expressway Lanes Project), Capital Appreciation Bonds, Series 2014-A, 0% 2034 (preref. 2024)[2]	3,495	1,837
Road and Tollway Auth., Toll Rev. Convertible Bonds (I-75 S Expressway Lanes Project), Capital Appreciation Bonds, Series 2014-B, 0% 2049 (7.00% on 6/1/2024) (preref. 2024)[1,2]	6,755	6,895
County of Rockdale, Rev. Ref. Bonds (Pratt Paper (GA), LLC Project), Series 2018, AMT, 4.00% 2038[2]	2,500	2,751
		154,778

Guam 0.39%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.25% 2034	905	966
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.25% 2034 (preref. 2023)	595	645
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.375% 2043 (preref. 2023)	4,165	4,527
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.375% 2043	3,825	4,088
Business Privilege Tax Rev. Ref. Bonds, Series 2015-D, 5.00% 2031	3,250	3,609
Business Privilege Tax Rev. Ref. Bonds, Series 2015-D, 5.00% 2032	3,000	3,330
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2036	5,410	5,976
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	8,385	9,142
Dept. of Education, Certs. of Part. (John F. Kennedy High School Ref. and Energy Efficiency Project), Series 2020-A, 4.25% 2030	1,000	1,072
Dept. of Education, Certs. of Part. (John F. Kennedy High School Ref. and Energy Efficiency Project), Series 2020-A, 5.00% 2040	4,340	4,801
Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2040	1,330	1,598
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2022	1,000	1,035
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2024	725	778
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2031	585	671
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2033	465	531
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2035	400	456
Waterworks Auth., Water and Wastewater System Rev. Bonds, Series 2013, 5.50% 2043 (preref. 2023)	1,840	1,956
		45,181

236	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Hawaii 0.20%
Airports System Rev. Bonds, Series 2022-A, AMT, 5.00% 2047	$1,500	$1,820
Airports System Rev. Bonds, Series 2018-A, AMT, 5.00% 2048	5,000	5,859
Dept. of Budget and Fin., Special Purpose Rev. Ref. Bonds (Hawaiian Electric Co., Inc.), Series 2017-B, AMT, 4.00% 2037	13,800	14,925
		22,604

Idaho 0.17%
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.375% 2034[2]	2,420	2,563
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2014-A, 4.75% 2044[2]	7,015	7,281
Health Facs. Auth., Rev. Bonds (Kootenai Health Project), Series 2017-A, 5.00% 2047	1,500	1,722
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2020-A, 4.50% 2030[2]	540	598
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2020-A, 5.00% 2040[2]	1,665	1,844
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2018-A, 6.00% 2049[2]	1,955	2,285
Housing and Fin. Assn., Facs. Rev. Bonds (Compass Public Charter School, Inc. Project), Series 2020-A, 5.00% 2054[2]	3,000	3,269
		19,562

Illinois 11.03%
City of Belleville, Tax Increment and Sales Tax Rev. Ref. Bonds (Carlyle/Green Mount Redev. Project), Series 2021-B, 3.25% 2029	830	824
Village of Bolingbrook, Special Service Area No. 2019-1, Special Tax Bonds, Series 2019, 5.00% 2033	1,645	1,724
Village of Bolingbrook, Special Service Area No. 2019-1, Special Tax Bonds, Series 2019, 5.25% 2041	4,230	4,390
City of Chicago, Board of Education, Capital Improvement Tax Bonds (Dedicated Rev.), Series 2018, 5.00% 2034	1,535	1,759
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2026	2,500	2,892
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2032	4,575	5,393
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2035	4,000	4,685
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2036	1,480	1,731
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2038	9,675	11,287
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2039	2,500	2,912
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2015-C, 5.25% 2039	6,570	7,076
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2011-A, 5.50% 2039	820	822
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2040	2,750	3,194
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2021-A, 5.00% 2041	2,525	2,928
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-D, 5.00% 2046	8,665	9,751
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2016-B, 6.50% 2046	7,910	9,400
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2017-A, 7.00% 2046[2]	26,470	32,844
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2023	5,500	5,870
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2024	2,000	2,191
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-F, 5.00% 2024	2,000	2,191
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2005-A, AMBAC insured, 5.50% 2024	2,425	2,678
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-C, 5.00% 2025	4,000	4,475
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, 5.00% 2025	2,750	3,076
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-C, Assured Guaranty Municipal insured, 5.00% 2028	2,250	2,710
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2029	1,000	1,163
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-B, 6.75% 2030[2]	3,500	4,415
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2021-B, 5.00% 2031	2,890	3,417

American Funds Tax-Exempt Funds	237

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-G, 5.00% 2034	$4,000	$4,523
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2012-B, 4.00% 2035	5,000	5,072
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2022-B, 4.00% 2035	2,240	2,431
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	3,105	3,560
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-H, 5.00% 2036	10,000	11,280
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2022-B, 4.00% 2041	7,700	8,229
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2022-A, 4.00% 2042	4,125	4,399
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-B, 7.00% 2042[2]	28,185	35,164
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2022-A, 4.00% 2043	13,000	13,827
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2017-H, 5.00% 2046	13,780	15,329
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Series 2022-A, 4.00% 2047	6,500	6,857
City of Chicago, Board of Education, Unlimited Tax G.O. Rev. Ref. Bonds (Dedicated Rev.), Capital Appreciation Bonds, Series 1998-B-1, FGIC insured, 0% 2028	6,340	5,436
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2028	1,750	1,973
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2016-A, AMT, 5.00% 2029	2,000	2,246
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2031	3,500	3,726
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2032	5,000	5,323
City of Chicago, Chicago Midway Airport, Rev. Ref. Bonds, Series 2014-A, AMT, 5.00% 2041	10,000	10,626
City of Chicago, G.O. Bonds, Series 2021-A, 5.00% 2034	8,825	10,516
City of Chicago, G.O. Bonds, Series 2021-A, 4.00% 2036	1,925	2,105
City of Chicago, G.O. Bonds, Series 2021-B, 4.00% 2037[2]	258	282
City of Chicago, G.O. Bonds, Series 2021-B, 4.00% 2038[2]	13,256	14,474
City of Chicago, G.O. Bonds, Series 2021-B, 4.00% 2038[2]	3,574	3,902
City of Chicago, G.O. Bonds, Series 2021-B, 4.00% 2044[2]	4,445	4,791
City of Chicago, G.O. Bonds, Series 2021-B, 4.00% 2049[2]	5,557	5,942
City of Chicago, G.O. Bonds (City Colleges of Chicago Capital Improvement Project), Capital Appreciation Bonds, Series 1999, National insured, 0% 2031	7,000	5,608
City of Chicago, G.O. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2027	2,250	1,962
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2030	8,000	6,246
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2031	2,155	1,615
City of Chicago, G.O. Project and Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-C, 0% 2032	725	522
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2027	9,600	10,937
City of Chicago, G.O. Rev. Ref. Bonds, Series 2015-C, 5.00% 2027	1,500	1,681
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.75% 2038	1,000	1,041
City of Chicago, O’Hare International Airport, Customer Fac. Charge Rev. Bonds, Series 2013, 5.75% 2043	4,250	4,421
City of Chicago, O’Hare International Airport, General Airport Rev. Ref. Bonds, Series 2015-A, AMT, 5.00% 2034	3,000	3,276
City of Chicago, O’Hare International Airport, Special Facs. Rev. Bonds (Trips Obligated Group), Series 2018, AMT, 5.00% 2048	6,250	7,175
City of Chicago, Sales Tax Rev. Ref. Bonds, Series 2002, 5.00% 2032 (preref. 2025)	145	161
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2011-A, 5.00% 2041	12,005	12,025
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2012-A, 5.00% 2042	10,890	11,152
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Series 2016-A, 7.00% 2044	24,300	28,473
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2024	2,190	2,087
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2025	2,325	2,165
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2025	215	200

238	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2029	$6,815	$5,668
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2029	5,095	4,238
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1998-B-1, National insured, 0% 2031	8,750	6,821
City of Chicago, School Reform Board of Trustees of the Board of Education, Unlimited Tax G.O. Bonds (Dedicated Tax Rev.), Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2031	7,075	5,516
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2017, 5.00% 2023	805	848
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2020-A, 4.00% 2050	1,000	1,115
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2051	19,750	22,445
City of Chicago, Transit Auth., Sales Tax Receipts Rev. Bonds, Series 2020-A, 4.00% 2055	3,000	3,295
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2014, 5.00% 2024	1,000	1,073
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2017-A, 5.00% 2037	3,000	3,450
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, 5.00% 2042	6,000	6,021
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Series 2008-C, 5.00% 2023	1,000	1,039
City of Chicago, Wastewater Transmission Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1998-A, National insured, 0% 2026	560	525
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2022	250	258
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023	2,575	2,753
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2024	2,000	2,200
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2027	1,750	2,041
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2028	1,000	1,155
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2029	1,000	1,150
City of Chicago, Water Rev. Bonds, Series 2000, 5.00% 2030	700	802
City of Chicago, Water Rev. Bonds, Series 2016-A-1, 5.00% 2031	1,000	1,159
City of Chicago, Water Rev. Bonds, Series 2014, 5.00% 2033	6,200	6,753
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2029	1,605	1,750
City of Chicago, Water Rev. Ref. Bonds, Series 2001, 5.75% 2030	3,000	3,526
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2035	2,290	2,707
City of Chicago, Water Rev. Ref. Bonds, Series 2017-2, Assured Guaranty Municipal insured, 5.00% 2038	4,000	4,716
City of Chicago, Water Rev. Ref. Bonds, Series 2012, 5.00% 2042	4,370	4,495
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2044	500	545
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2003-A, FGIC-National insured, 6.00% 2033	6,300	8,445
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Bonds, Series 2004-A, Assured Guaranty Municipal insured, 5.75% 2034	2,000	2,660
Counties of Cook, DuPage, Kane, Lake, McHenry and Will, Regional Transportation Auth., G.O. Rev. Ref. Bonds, Series 1999, Assured Guaranty Municipal insured, 6.00% 2025	1,995	2,212
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2013, 5.25% 2043	3,000	3,142
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2017, BAM insured, 5.00% 2047	7,100	8,047
County of Cook, Community College Dist. No. 510 (South Suburban College), Limited Tax G.O. Bonds, Capital Appreciation Bonds, Series 2008, Assured Guaranty insured, 0% 2022	1,000	992
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	350	404
County of Cook, G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2031	1,250	1,439
County of DuPage, Special Service Area No. 31 (Monarch Landing Project), Special Tax Bonds, Series 2006, 5.625% 2036	4,060	4,091
Fin. Auth., Charter School Rev. Ref. and Improvement Rev. Bonds (Chicago International Charter School Project), Series 2017, 5.00% 2037	2,030	2,307
Fin. Auth., Charter School Rev. Ref. and Improvement Rev. Bonds (Chicago International Charter School Project), Series 2017, 5.00% 2047	3,180	3,562
Fin. Auth., Graduate and Professional Student Loan Program Rev. Bonds (Midwestern University Foundation), Series 2021-A, AMT, 2.25% 2033	225	208
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2022 (escrowed to maturity)	40	41
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2042 (preref. 2024)	1,000	1,096
Fin. Auth., Rev. Bonds (DePaul University), Series 2016, 5.00% 2041	1,000	1,153
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2032	1,285	1,472
Fin. Auth., Rev. Bonds (Edward-Elmhurst Healthcare), Series 2017-A, 5.00% 2035	3,750	4,280
Fin. Auth., Rev. Bonds (Franciscan Communities, Inc.), Series 2013-A, 5.125% 2043	4,000	4,114

American Funds Tax-Exempt Funds	239

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Rev. Bonds (Franciscan Communities, Inc.), Series 2013-A, 5.125% 2043 (preref. 2023)	$430	$453
Fin. Auth., Rev. Bonds (Friendship Village Schaumburg), Series 2017, 5.125% 2045	6,775	4,982
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2034	3,600	4,106
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 4.00% 2035	1,465	1,602
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2040	13,000	14,759
Fin. Auth., Rev. Bonds (Mercy Health Corp.), Series 2016, 5.00% 2046	16,665	18,838
Fin. Auth., Rev. Bonds (Northshore University HealthSystem), Series 2020-A, 5.00% 2030	2,000	2,508
Fin. Auth., Rev. Bonds (Northwest Community Hospital), Series 2016-A, 5.00% 2033	1,825	2,081
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2015-A, 4.125% 2037	1,220	1,318
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2025	1,135	1,281
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2026	1,030	1,172
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2026	1,000	1,155
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2028	2,240	2,564
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2030	1,500	1,708
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2031	2,270	2,576
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2029	4,500	5,269
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2032	3,000	3,498
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 3.75% 2034	250	273
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2034	1,265	1,473
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2036	1,250	1,453
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041	2,150	2,350
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	80	90
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 4.00% 2041 (preref. 2027)	5	6
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2041	2,000	2,317
Fin. Auth., Rev. Bonds (Rehabilitation Institute of Chicago), Series 2013-A, 6.00% 2043	2,300	2,458
Fin. Auth., Rev. Bonds (Rosalind Franklin University Research Building Project), Series 2017-C, 5.00% 2046	900	1,013
Fin. Auth., Rev. Bonds (Rosalind Franklin University Research Building Project), Series 2017-C, 5.00% 2049	1,250	1,406
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2032	1,100	1,215
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2038	1,500	1,651
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2032 (preref. 2026)	2,000	2,312
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2033 (preref. 2026)	2,000	2,312
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2035 (preref. 2026)	2,010	2,324
Fin. Auth., Rev. Bonds (Swedish Covenant Hospital), Series 2016-A, 5.00% 2037 (preref. 2026)	1,800	2,081
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2034	1,000	1,266
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 4.00% 2039	7,140	8,250
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2016-A, 5.00% 2045	6,880	7,742
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2034	1,000	1,179
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2026	1,065	1,192
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 5.00% 2028	1,000	1,153
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2030	1,900	2,167
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 4.00% 2032	1,050	1,144
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2033	3,000	3,410
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2021, 4.00% 2038	315	340
Fin. Auth., Rev. Ref. Bonds (Benedictine University), Series 2017, 5.00% 2038	11,080	12,549
Fin. Auth., Rev. Ref. Bonds (Christian Homes, Inc.), Series 2016, 5.00% 2031	1,875	2,106
Fin. Auth., Rev. Ref. Bonds (Christian Homes, Inc.), Series 2016, 5.00% 2036	1,000	1,117
Fin. Auth., Rev. Ref. Bonds (Illinois Institute of Technology), Series 2019, 5.00% 2034	1,100	1,319
Fin. Auth., Rev. Ref. Bonds (Illinois Institute of Technology), Series 2019, 5.00% 2036	1,000	1,195
Fin. Auth., Rev. Ref. Bonds (Illinois Institute of Technology), Series 2019, 5.00% 2040	1,500	1,778
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 4.00% 2038	1,645	1,882
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 4.00% 2039	2,330	2,661
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 3.00% 2040	5,000	5,193
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2035	5,450	6,112
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2045	2,000	2,235
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2018-A, 4.125% 2047	2,000	2,223
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2035	3,950	4,400
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 4.125% 2037	8,710	9,284
Fin. Auth., Rev. Ref. Bonds (Silver Cross Hospital and Medical Centers), Series 2015-C, 5.00% 2044	6,400	7,108
Fin. Auth., Rev. Ref. Bonds (Southern Illinois Healthcare Enterprises, Inc.), Series 2017-C, 5.00% 2026	250	285
Fin. Auth., Student Housing and Academic Fac. Rev. Bonds (CHF-Chicago, LLC - University of Illinois at Chicago Project), Series 2017-A, 4.00% 2023	965	990
Fin. Auth., Student Housing and Academic Fac. Rev. Bonds (CHF-Chicago, LLC - University of Illinois at Chicago Project), Series 2017-A, 5.00% 2047	2,365	2,631

240	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2023	$775	$772
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2024	815	808
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2025	730	720
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2030	3,965	3,820
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2035	2,800	2,608
Fin. Auth., Student Housing Rev. Bonds (CHF-Cook, LLC - Northeastern Illinois University Project), Series 2015-A, 5.00% 2047	13,500	11,687
G.O. Bonds, Series 2014, 5.00% 2022	885	885
G.O. Bonds, Series 2017-A, 5.00% 2023	2,500	2,672
G.O. Bonds, Series 2013, 5.00% 2023	740	781
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2026	5,500	6,280
G.O. Bonds, Series 2017-D, 5.00% 2027	12,990	15,036
G.O. Bonds, Series 2016, 5.00% 2027	3,065	3,503
G.O. Bonds, Series 2017-D, BAM insured, 5.00% 2028	17,130	19,764
G.O. Bonds, Series 2012-A, 5.00% 2028	1,000	1,003
G.O. Bonds, Series 2021-B, 4.00% 2029[2]	9,558	10,591
G.O. Bonds, Series 2021-B, 4.00% 2030[2]	8,763	9,727
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	3,000	3,370
G.O. Bonds, Series 2020-B, 4.00% 2032	6,200	6,839
G.O. Bonds, Series 2020-B, 4.00% 2033	3,000	3,302
G.O. Bonds, Series 2021-B, 4.00% 2033[2]	1,525	1,686
G.O. Bonds, Series 2016, 5.00% 2033	4,000	4,541
G.O. Bonds, Series 2013, 5.50% 2033	3,715	3,928
G.O. Bonds, Series 2021-B, 4.00% 2034[2]	1,609	1,772
G.O. Bonds, Series 2016, 4.00% 2035	3,000	3,200
G.O. Bonds, Series 2021-B, 4.00% 2035[2]	1,664	1,828
G.O. Bonds, Series 2021-B, 4.00% 2035[2]	1,511	1,660
G.O. Bonds, Series 2020-B, 4.00% 2035	1,000	1,097
G.O. Bonds, Series 2018-A, 5.00% 2035	5,000	5,772
G.O. Bonds, Series 2017-A, 5.00% 2035	2,145	2,452
G.O. Bonds, Series 2016, 4.00% 2036	2,545	2,708
G.O. Bonds, Series 2017-A, 5.00% 2036	1,500	1,713
G.O. Bonds, Series 2021-A, 4.00% 2038	1,000	1,097
G.O. Bonds, Series 2013, 5.50% 2038	1,000	1,057
G.O. Bonds, Series 2014, 5.00% 2039	13,550	14,410
G.O. Bonds, Series 2014, 5.00% 2039	4,100	4,387
G.O. Bonds, Series 2020, 5.50% 2039	6,000	7,310
G.O. Bonds, Series 2021-B, 3.00% 2040	3,000	2,957
G.O. Bonds, Series 2021-B, 3.00% 2041	5,000	4,911
G.O. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2041	2,125	2,363
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2023	3,290	3,498
G.O. Rev. Ref. Bonds, Series 2012, 4.00% 2025	405	411
G.O. Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2025	4,250	4,335
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2026	2,500	2,851
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2026	1,000	1,127
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2027	2,000	2,313
G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,000	1,138
G.O. Rev. Ref. Bonds, Series 2018-A, 5.00% 2029	2,000	2,359
G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2030	60	67
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-B, AMT, 3.50% 2046	2,195	2,288
Housing Dev. Auth., Homeowner Mortgage Rev. Bonds, Series 2016-C, 3.50% 2046	1,175	1,231
Housing Dev. Auth., Housing Rev. Green Bonds, Series 2021-B, 3.00% 2051	2,890	3,032
Housing Dev. Auth., Rev. Bonds, Series 2021-D, 3.00% 2051	7,325	7,696
Housing Dev. Auth., Rev. Bonds, Series 2021-A, 3.00% 2051	915	958
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2025	3,000	3,326
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2026	620	705

American Funds Tax-Exempt Funds	241

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2027	$1,140	$1,328
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2029	1,610	1,928
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-B, Assured Guaranty Municipal insured, 5.00% 2031	780	928
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2035	750	887
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2039	1,165	1,371
Village of Lincolnshire, Special Service Area No. 1 (Sedgebrook Project), Special Tax Bonds, Series 2004, 6.25% 2034	1,281	1,282
Village of Matteson, Tax Increment Limited Obligation Rev. Bonds, Series 2015, 6.50% 2035	1,220	1,334
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 1994, BAM insured, 0% 2028	3,185	2,758
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030	2,600	2,113
Metropolitan Pier and Exposition Auth., Dedicated State Tax Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2030 (escrowed to maturity)	130	110
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2032	6,860	5,141
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2033	10,655	7,753
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2034	14,785	10,419
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2035	1,115	760
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2038	5,280	3,298
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2002-A, National insured, 0% 2039	3,800	2,245
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Bonds, Capital Appreciation Bonds, Series 2012-B, 0% 2051	28,990	10,244
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2002-A, Assured Guaranty Municipal insured, 5.50% 2023	315	331
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2020-B, 5.00% 2042	4,525	5,244
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2012-A, 5.00% 2042	1,500	1,524
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Bonds, Series 2015-A, 5.00% 2053	5,950	6,487
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 3.00% 2025	1,085	1,126
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2028	1,155	1,347
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2028	500	508
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2035	3,000	3,321
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2015-B, 5.00% 2040	4,000	4,402
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2042	7,555	8,178
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2047	2,560	2,742
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	14,500	15,413
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2020-A, 5.00% 2050	9,600	10,913
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2022-A, 4.00% 2052	8,700	9,285
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2012-B, 5.00% 2052	1,620	1,646

242	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-A, 5.00% 2057	$7,000	$7,844
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1996-A, National insured, 0% 2025	2,535	2,374
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2027	3,650	3,254
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2037	1,390	878
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2039	1,750	1,006
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2039	1,595	933
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2040	2,850	1,575
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2040	1,650	928
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2041	2,800	1,515
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2022-A, 0% 2041	1,900	1,008
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2043	800	421
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2044	20,945	10,595
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-B-1, Assured Guaranty Municipal insured, 0% 2046	3,300	1,544
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, BAM insured, 0% 2054	11,785	4,071
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, 0% 2054	10,500	3,312
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, Assured Guaranty Municipal insured, 0% 2056	31,700	10,230
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-B, Assured Guaranty Municipal insured, 0% 2056	29,435	9,499
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2017-A, 0% 2056	14,660	4,282
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2035	1,075	1,215
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2036	2,175	2,456
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2037	1,650	1,860
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2038	1,850	2,082
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2039	2,520	2,832
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2039	405	460
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2040	1,975	2,216
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2020-B, BAM insured, 4.00% 2041	2,350	2,633
Board of Trustees of Northern Illinois University, Auxiliary Facs. System Rev. Ref. Bonds, Series 2021, BAM insured, 4.00% 2041	385	436
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2036	1,280	1,546
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 5.00% 2037	1,285	1,573
Sales Tax Securitization Corp., Sales Tax Securitization Bonds, Series 2020-A, BAM insured, 4.00% 2038	2,000	2,242
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2022	790	795
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2023	300	308
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2008-A, 5.50% 2023	500	527

American Funds Tax-Exempt Funds	243

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Illinois (continued)
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2027	$2,205	$2,256
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Series 2012-B-1, 5.00% 2032	2,445	2,497
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2022	4,500	4,490
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2025	230	213
Board of Trustees of Southern Illinois University, Housing and Auxiliary Facs. System Rev. Bonds, Capital Appreciation Bonds, Series 1999-A, National insured, 0% 2029	1,325	1,069
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Hospital Sisters Services, Inc. Obligated Group), Series 2017-A, 5.00% 2028	550	657
Southwestern Illinois Dev. Auth., Health Fac. Rev. Bonds (Memorial Group, Inc.), Series 2013, 7.625% 2048 (preref. 2023)	3,000	3,341
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2028	2,000	2,388
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, 5.00% 2028	1,000	1,159
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, 5.00% 2029	2,000	2,344
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2019, BAM insured, 5.00% 2030	2,250	2,695
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2030	6,000	6,434
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2031	2,550	2,731
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Series 2014, Assured Guaranty Municipal insured, 5.25% 2032	1,000	1,069
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Capital Appreciation Bonds, Series 2001, AMBAC insured, 0% 2023	2,625	2,582
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Capital Appreciation Bonds, Series 2001, AMBAC insured, 0% 2025	600	567
Sports Facs. Auth., Sports Facs. Rev. Ref. Bonds (State Tax Supported), Capital Appreciation Bonds, Series 2001, AMBAC insured, 0% 2026	965	890
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-B, 5.00% 2040	3,000	3,370
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-A, 5.00% 2044	1,500	1,825
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2020-A, 5.00% 2045	12,665	15,479
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2014-A, 5.00% 2024	480	519
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 5.00% 2025	1,000	1,117
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, 4.00% 2034	2,160	2,342
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2036	5,000	5,423
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2014-C, 5.00% 2023	775	812
Village of Volo, Special Service Area No. 17, Special Tax Bonds, Series 2017, 5.50% 2047	1,210	1,245
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 3.125% 2027	1,128	1,186
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2034	4,987	5,439
Village of Volo, Special Service Areas No. 3 and No. 6 (Symphony Meadows/Lancaster Falls Projects), Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2036	1,241	1,306
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2032	4,320	4,785
United City of Yorkville, Special Service Area Nos. 2005-108 and 2005-109, Special Tax Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2036	7,519	7,914
		1,271,114

Indiana 1.45%
Fin. Auth., Educational Facs. Rev. Bonds (Seven Oaks Classical School Project), Series 2021-A, 5.00% 2041	850	925
Fin. Auth., Educational Facs. Rev. Bonds (Seven Oaks Classical School Project), Series 2021-A, 5.00% 2051	625	672
Fin. Auth., Educational Facs. Rev. Bonds (Seven Oaks Classical School Project), Series 2021-A, 5.00% 2056	550	589
Fin. Auth., Environmental Facs. Rev. Ref. Bonds (Indianapolis Power & Light Co. Project), Series 2021-A, 1.40% 2029 (put 2026)	2,000	1,875
Fin. Auth., Environmental Improvement Rev. Bonds (U.S. Steel Corp. Project), Series 2020-A, AMT, 6.75% 2039	10,550	13,602
Fin. Auth., Environmental Improvement Rev. Ref. Bonds (U.S. Steel Corp. Project), Series 2021-A, 4.125% 2026	2,200	2,386
Fin. Auth., Health Facs. Rev. Bonds (Good Samaritan Hospital Project), Series 2016-A, 5.50% 2041	2,000	2,242
Fin. Auth., Health System Rev. Bonds (Franciscan Alliance, Inc.), Series 2016-A, 5.00% 2051	1,500	1,677

244	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Indiana (continued)
Fin. Auth., Hospital Rev. Bonds (Goshen Health), Series 2019-A, 4.00% 2043	$2,000	$2,191
Fin. Auth., Hospital Rev. Bonds (Marion General Hospital), Series 2020-A, 4.00% 2050	15,000	16,655
Fin. Auth., Hospital Rev. Bonds (Parkview Health System), Series 2018-A, 4.00% 2048	500	554
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2026	2,000	2,163
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2028	2,500	2,703
Fin. Auth., Hospital Rev. Ref. Bonds (Methodist Hospitals, Inc.), Series 2014-A, 5.00% 2029	1,000	1,081
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-B, 3.00% 2030	6,990	7,015
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2032	18,060	18,231
Fin. Auth., Midwestern Disaster Relief Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2012-A, 5.00% 2039	10,600	10,694
Fin. Auth., Pollution Control Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2010-B, 2.50% 2030	1,820	1,757
Fin. Auth., Private Activity Bonds (Ohio River Bridges East End Crossing Project), Series 2013-A, AMT, 5.00% 2044 (preref. 2023)	7,225	7,632
Fin. Auth., Private Activity Bonds (Ohio River Bridges East End Crossing Project), Series 2013-A, AMT, 5.25% 2051 (preref. 2023)	3,410	3,614
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2033	2,410	2,727
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2038	2,395	2,697
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2043	4,000	4,482
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2016-A, 5.25% 2046	7,350	8,294
Fin. Auth., Rev. Bonds (BHI Senior Living Obligated Group), Series 2018-A, 5.00% 2048	4,500	5,024
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 5.75% 2028	255	276
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 6.50% 2033	215	235
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2021-A, 4.00% 2043	4,545	5,029
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2013-A, 7.00% 2043	3,710	4,090
Fin. Auth., Rev. Bonds (Greencroft Obligated Group), Series 2021-A, 4.00% 2051	3,000	3,263
Fin. Auth., Rev. Ref. Bonds (Community Foundation of Northwest Indiana Obligated Group), Series 2015, 5.00% 2036	3,730	4,132
Fin. Auth., Rev. Ref. Bonds (Greencroft Obligated Group), Series 2023-A, 4.00% 2037	8,505	8,699
Gary/Chicago International Airport Auth., Airport Dev. Zone Rev. Bonds, Series 2014, AMT, 5.25% 2034	1,000	1,059
Gary/Chicago International Airport Auth., Airport Dev. Zone Rev. Bonds, Series 2014, AMT, 5.00% 2039	2,500	2,629
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-A-2, AMT, 3.50% 2038	485	501
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050	935	979
County of Knox, Econ. Dev. Rev. and Ref. Bonds (Good Samaritan Hospital Project), Series 2012-A, 5.00% 2023	1,000	1,007
County of Knox, Econ. Dev. Rev. and Ref. Bonds (Good Samaritan Hospital Project), Series 2012-A, 5.00% 2025	1,570	1,581
City of Valparaiso, Exempt Facs. Rev. Bonds (Pratt Paper (IN), LLC Project), Series 2013, AMT, 7.00% 2044	3,080	3,387
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2015, AMT, 5.00% 2045 (put 2022)	3,000	3,092
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2016-A, AMT, 5.00% 2046 (put 2023)	1,350	1,407
City of Whiting, Environmental Facs. Rev. Bonds (BP Products North America, Inc. Project), Series 2021, AMT, 3.00% 2051	5,000	4,741
		167,589

Iowa 0.49%
Fin. Auth., Midwestern Disaster Area Rev. Bonds (Iowa Fertilizer Co. Project), Series 2013-B, 5.25% 2050 (put 2037)	1,500	1,616
Fin. Auth., Midwestern Disaster Area Rev. Ref. Bonds (Iowa Fertilizer Co. Project), Series 2013, 5.25% 2025	9,165	9,752
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2016-A, 5.00% 2041	3,385	3,631
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2018-A, 5.00% 2043	1,500	1,629
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2016-A, 5.00% 2047	5,230	5,600
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2018-A, 5.00% 2048	6,340	6,881
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2021-A, 4.00% 2053	2,000	2,058
Fin. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2019-A-1, 5.00% 2055	2,000	2,196
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2028	480	519
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2033	1,000	1,073
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2038	1,125	1,203
Fin. Auth., Senior Housing Rev. Bonds (Northcrest, Inc. Project), Series 2018-A, 5.00% 2048	2,500	2,661
Fin. Auth., Senior Living Facs. Rev. Ref. Bonds (Sunrise Retirement Community Project), Series 2021, 5.00% 2041	1,700	1,781
Fin. Auth., Senior Living Facs. Rev. Ref. Bonds (Sunrise Retirement Community Project), Series 2021, 5.00% 2051	3,290	3,401

American Funds Tax-Exempt Funds	245

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Iowa (continued)
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2021-B, 3.00% 2051	$1,605	$1,683
Student Loan Liquidity Corp., Student Loan Rev. Bonds, Series 2019-B, AMT, 3.00% 2039	4,000	4,052
Student Loan Liquidity Corp., Student Loan Rev. Bonds, Series 2019-C, AMT, 3.50% 2044	6,950	6,842
		56,578

Kansas 0.23%
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2027	750	838
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2029	1,205	1,340
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2031	1,330	1,474
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2018-A, 5.00% 2039	5,660	6,205
City of Lenexa, Health Care Fac. Rev. Bonds (Lakeview Village, Inc. Project), Series 2017-A, 5.00% 2043	4,050	4,462
City of Manhattan, Health Care Facs. Rev. Bonds (Meadowlark Hills), Series 2021-A, 4.00% 2036	1,050	1,129
City of Manhattan, Health Care Facs. Rev. Bonds (Meadowlark Hills), Series 2021-A, 4.00% 2046	1,210	1,271
City of Prairie Village, Special Obligation Tax Increment Rev. Ref. Bonds (Meadowbrook TIF Project), Series 2021, 2.875% 2030	875	844
City of Wichita, Health Care Facs. Rev. Bonds (Presbyterian Manors, Inc.), Series 2019-III, 5.00% 2034	2,000	2,157
City of Wichita, Health Care Facs. Rev. Bonds (Presbyterian Manors, Inc.), Series 2018-I, 5.00% 2047	750	787
City of Wichita, Health Care Facs. Rev. Bonds (Presbyterian Manors, Inc.), Series 2019-III, 5.00% 2050	500	527
City of Wichita, Sales Tax Special Obligation Rev. Bonds (K-96 Greenwich Star Bond Project), Series 2017, 4.20% 2027	3,400	3,430
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 4.00% 2028	410	411
Unified Government of Wyandotte County, Special Obligation Improvement Rev. Ref. Bonds (Wyandotte Plaza Redev. Project), Series 2016, 5.00% 2034	2,125	2,153
		27,028

Kentucky 0.78%
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 5.00% 2028	1,260	1,424
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 5.00% 2030	1,815	2,040
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 4.00% 2032	500	538
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 4.00% 2036	2,775	2,979
City of Ashland, Medical Center Rev. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2016-A, 5.00% 2040	4,615	5,143
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 5.00% 2032	910	1,088
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2034	980	1,088
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2036	380	421
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, 4.00% 2037	750	830
City of Ashland, Medical Center Rev. Ref. Bonds (Ashland Hospital Corp. - King’s Daughters Medical Center Project), Series 2019, Assured Guaranty Municipal insured, 3.00% 2040	6,185	6,291
County of Carroll, Environmental Facs. Rev. Bonds, Series 2008-A, 2.00% 2032	4,000	3,923
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2026	4,500	4,053
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	3,485	3,045
Econ. Dev. Fin. Auth., Healthcare Facs. Rev. and Rev. Ref. Bonds (Rosedale Green Project), Series 2015, 5.50% 2035	600	614
Econ. Dev. Fin. Auth., Healthcare Facs. Rev. and Rev. Ref. Bonds (Rosedale Green Project), Series 2015, 5.75% 2045	6,515	6,656
Econ. Dev. Fin. Auth., Healthcare Facs. Rev. and Rev. Ref. Bonds (Rosedale Green Project), Series 2015, 5.75% 2050	2,650	2,700
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2034	2,720	3,165

246	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Kentucky (continued)
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2041	$4,250	$4,909
Econ. Dev. Fin. Auth., Hospital Rev. Bonds (Baptist Healthcare System Obligated Group), Series 2017-B, 5.00% 2046	8,350	9,639
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2045	6,000	7,097
Econ. Dev. Fin. Auth., Louisville Arena Project Rev. Ref. Bonds (Louisville Arena Auth., Inc.), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2047	1,500	1,549
Kentucky State University, Certs. of Part. (Kentucky State University Project), Series 2021, BAM insured, 4.00% 2041	750	873
Louisville/Jefferson Metro County Government, Health System Rev. Bonds (Norton Healthcare, Inc.), Series 2016-A, 5.00% 2029	2,550	2,940
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2028	500	580
City of Paducah, Electric Plant Board, Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2035	1,500	1,735
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	6,600	6,954
Public Transportation Infrastructure Auth., Toll Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2049[2]	1,795	2,033
Public Transportation Infrastructure Auth., Toll Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2053[2]	5,295	5,966
		90,273

Louisiana 1.48%
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-B, AMT, 5.00% 2035	1,785	1,944
Aviation Board, General Airport Rev. Bonds (North Terminal Project), Series 2015-B, AMT, 5.00% 2040	5,000	5,420
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2030	300	345
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2031	400	459
Aviation Board, General Airport Rev. Ref. Bonds, Series 2017-D-2, AMT, 5.00% 2032	500	574
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2029	1,000	1,175
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2034	1,250	1,437
Parish of Calcasieu, Memorial Hospital Service Dist., Hospital Rev. Ref. Bonds (Lake Charles Memorial Hospital Project), Series 2019, 5.00% 2039	3,650	4,146
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Drainage Projects), Series 2015-C, 7.00% 2044[2]	12,860	12,959
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Drainage Projects), Series 2015-B, 7.00% 2044[2]	3,930	3,960
Juban Crossing Econ. Dev. Dist., Rev. Ref. Bonds (Road Projects), Series 2015-A, 7.00% 2044[2]	4,000	4,031
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-B, 2.50% 2036	25,880	25,924
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Ragin’ Cajun Facs., Inc. Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2039	1,000	1,174
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Westlake Chemical Corp. Projects), Series 2017, 3.50% 2032	5,000	5,318
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2042	2,000	2,273
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase II Project), Series 2017, 5.00% 2052	800	901
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Greenhouse Dist. Phase III Project), Series 2019-A, 5.00% 2059	10,750	12,511
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2051	10,460	11,555
Public Facs. Auth., Lease Rev. Bonds (Provident Group - Flagship Properties LLC - Louisiana State University Nicholson Gateway Project), Series 2016-A, 5.00% 2056	1,000	1,103
Public Facs. Auth., Rev. Bonds (BBR Schools - Mid City Campus Project), Series 2021-A, 4.00% 2041[2]	1,335	1,362
Public Facs. Auth., Rev. Bonds (BBR Schools - Mid City Campus Project), Series 2021-C, 4.00% 2041[2]	885	903
Public Facs. Auth., Rev. Bonds (BBR Schools - Mid City Campus Project), Series 2021-A, 4.00% 2051[2]	2,635	2,666
Public Facs. Auth., Rev. Bonds (BBR Schools - Mid City Campus Project), Series 2021-C, 4.00% 2051[2]	1,745	1,766
Public Facs. Auth., Rev. Bonds (BBR Schools - Mid City Campus Project), Series 2021-A, 4.00% 2056[2]	2,205	2,226
Public Facs. Auth., Rev. Bonds (BBR Schools - Mid City Campus Project), Series 2021-C, 4.00% 2056[2]	1,165	1,176
Public Facs. Auth., Rev. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032 (preref. 2026)	10	11

American Funds Tax-Exempt Funds	247

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Louisiana (continued)
Public Facs. Auth., Rev. Bonds (Provident Group - HSC Properties, Inc. - LSU Health Foundations, New Orleans Project), Series 2006, 5.10% 2057[2]	$12,500	$13,460
Public Facs. Auth., Rev. Ref. Bonds (Nineteenth Judicial Dist. Court Building Project), Series 2015, Assured Guaranty Municipal insured, 5.25% 2051 (preref. 2025)	1,000	1,131
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2032	890	1,006
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2033	1,620	1,829
Public Facs. Auth., Rev. Ref. Bonds (Ochsner Clinic Foundation Project), Series 2016, 5.00% 2033 (preref. 2026)	15	17
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)	6,500	6,573
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2008, 6.10% 2038 (put 2030)[2]	4,160	5,319
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2010, 6.35% 2040[2]	8,140	10,420
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2010-A, 6.35% 2040[2]	2,000	2,560
Parish of St. James, Rev. Bonds (Nustar Logistics, LP Project), Series 2011, 5.85% 2041 (put 2025)[2]	4,500	5,042
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-A-1, 2.00% 2037 (put 2023)	2,250	2,274
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017, 2.10% 2037 (put 2024)	1,000	1,020
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)	4,700	4,797
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-2, 2.375% 2037 (put 2026)	4,800	4,960
Parish of St. Tammany, Public Trust Fncg. Auth., Rev. and Rev. Ref. Bonds (Christwood Project), Series 2014, 5.00% 2024	390	411
Parish of St. Tammany, Public Trust Fncg. Auth., Rev. and Rev. Ref. Bonds (Christwood Project), Series 2014, 5.25% 2037	2,330	2,475
		170,613

Maine 0.08%
Fin. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2005-R-3, AMT, 5.25% 2025[2]	2,000	2,208
Fin. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2015-R-2, AMT, 4.375% 2035 (put 2025)[2]	250	274
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2024	85	93
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2025	90	101
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2026	110	126
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2027	120	139
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2028	150	177
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2029	150	179
Fin. Auth., Student Loan Rev. Bonds, Series 2021-A-1, Assured Guaranty Municipal insured, 5.00% 2030	245	295
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Healthcare Systems Obligated Group Issue), Series 2016-A, 5.00% 2041	1,800	2,030
Health and Higher Educational Facs. Auth., Rev. Bonds (Eastern Maine Healthcare Systems Obligated Group Issue), Series 2016-A, 5.00% 2046	1,000	1,121
City of Portland, General Airport Rev. Ref. Bonds, Series 2016, 5.00% 2034	1,000	1,122
City of Portland, General Airport Rev. Ref. Bonds, Series 2016, 5.00% 2035	1,000	1,120
		8,985

Maryland 0.96%
County of Baltimore, Rev. Bonds (Riverwood Village, Inc. Fac.), Series 2020, 4.00% 2050	4,000	4,482
Mayor and City Council of Baltimore, Special Obligation Rev. Ref. Bonds, Series 2017-A, 4.00% 2027	475	512
Mayor and City Council of Baltimore, Special Obligation Rev. Ref. Bonds, Series 2017-A, 4.50% 2033	3,900	4,226
Mayor and City Council of Baltimore, Special Obligation Rev. Ref. Bonds, Series 2017-A, 5.00% 2038	1,725	1,904
Mayor and Council of Brunswick, Special Obligation Rev. Ref. Bonds (Brunswick Crossing Special Taxing Dist.), Series 2019, 3.00% 2024	685	699
Mayor and Council of Brunswick, Special Obligation Rev. Ref. Bonds (Brunswick Crossing Special Taxing Dist.), Series 2019, 4.00% 2029	950	1,053
Mayor and Council of Brunswick, Special Obligation Rev. Ref. Bonds (Brunswick Crossing Special Taxing Dist.), Series 2019, 5.00% 2036	2,850	3,255
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-B, AMT, 3.25% 2044	200	204
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-C, 3.00% 2051	2,845	2,995

248	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Maryland (continued)
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-A, 3.00% 2051	$2,225	$2,329
Econ. Dev. Corp., Econ. Dev. Rev. Bonds (Terminal Project), Series 2019-A, AMT, 5.00% 2044	500	582
Econ. Dev. Corp., Econ. Dev. Rev. Bonds (Terminal Project), Series 2019-A, AMT, 5.00% 2049	1,250	1,446
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2029	1,850	2,195
Econ. Dev. Corp., Econ. Dev. Rev. Ref. Bonds (Transportation Facs. Project), Series 2017-A, 5.00% 2032	1,000	1,174
Econ. Dev. Corp., Special Obligation Bonds (Metro Centre at Owings Mills Project), Series 2017, 4.375% 2036	3,560	3,868
Econ. Dev. Corp., Special Obligation Bonds (Metro Centre at Owings Mills Project), Series 2017, 4.50% 2044	6,850	7,443
Econ. Dev. Corp., Student Housing Rev. Bonds (Bowie State University Project), Series 2020, 4.00% 2040	500	547
Econ. Dev. Corp., Student Housing Rev. Bonds (Bowie State University Project), Series 2020, 4.00% 2050	1,500	1,616
Econ. Dev. Corp., Student Housing Rev. Bonds (Bowie State University Project), Series 2020, 5.00% 2055	2,000	2,310
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 4.25% 2050	3,050	3,348
Econ. Dev. Corp., Student Housing Rev. Bonds (Morgan State University Project), Series 2020, 5.00% 2056	6,075	7,051
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Bowie State University Project), Series 2015, 5.00% 2025[2]	1,740	1,856
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Bowie State University Project), Series 2015, 5.00% 2029[2]	1,680	1,862
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2023	685	711
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Frostburg State University Project), Series 2013, 5.00% 2033	1,000	1,040
Econ. Dev. Corp., Student Housing Rev. Ref. Bonds (Morgan State University Project), Series 2012, 5.00% 2034	1,500	1,521
County of Frederick, Tax Increment and Special Tax Obligation Rev. Ref. Bonds (Jefferson Technology Park Project), Series 2020-B, 4.625% 2043[2]	2,300	2,636
Health and Higher Educational Facs. Auth., Rev. Bonds (Adventist HealthCare Issue), Series 2016-A, 5.50% 2036	8,000	9,451
Health and Higher Educational Facs. Auth., Rev. Bonds (Broadmead Issue), Series 2018-A, 5.00% 2048	3,500	3,935
Health and Higher Educational Facs. Auth., Rev. Bonds (Frederick Health System), Series 2020, 4.00% 2045	900	1,016
Health and Higher Educational Facs. Auth., Rev. Bonds (Frederick Health System), Series 2020, 4.00% 2050	1,000	1,122
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.00% 2028[2]	550	578
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.125% 2034[2]	750	778
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.375% 2039[2]	2,000	2,080
County of Howard, Special Obligation Bonds (Downtown Columbia), Series 2017-A, 4.50% 2047[2]	10,000	10,354
County of Prince George, Special Obligation Bonds (Hampton Park Project), Series 2019-A, 4.00% 2031[2]	750	797
County of Prince George, Special Obligation Bonds (Hampton Park Project), Series 2019-A, 4.25% 2039[2]	2,150	2,256
County of Prince George, Special Obligation Bonds (Hampton Park Project), Series 2019-A, 4.375% 2048[2]	5,330	5,568
County of Prince George, Special Obligation Bonds (National Harbor Project), Series 2004, 5.20% 2034	6,530	6,588
County of Prince George, Special Obligation Bonds (Suitland-Naylor Road Project), Series 2016, 5.00% 2046[2]	2,500	2,721
County of Prince George, Special Tax Dist. Bonds (Victoria Falls Project), Series 2005, 5.25% 2035	836	846
		110,955

Massachusetts 0.51%
Dev. Fin. Agcy., Rev. Bonds (Boston Medical Center Issue), Series 2015-D, 5.00% 2044	1,500	1,667
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Fac.), Capital Appreciation Bonds, Series 2011-B, 0% 2056[2]	472	319
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.00% 2028[2]	3,335	3,719
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.00% 2033[2]	4,000	4,399
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.00% 2038[2]	4,250	4,635
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Series 2018, 5.125% 2046[2]	7,825	8,504
Dev. Fin. Agcy., Rev. Bonds (Linden Ponds, Inc. Issue), Capital Appreciation Bonds, Series 2011-B, 0% 2056	4,265	2,876
Dev. Fin. Agcy., Rev. Bonds (Mass General Brigham, Inc.), Series 2019-T-1, 0.66% 2049 (put 2026)[2,4]	845	845
Dev. Fin. Agcy., Rev. Bonds (Milford Regional Medical Center Issue), Series 2020-G, 5.00% 2046[2]	1,350	1,583
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2029	1,800	2,052
Dev. Fin. Agcy., Rev. Bonds (UMass Memorial Health Care Obligated Group Issue), Series 2016-I, 5.00% 2036	3,500	3,997
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2027	1,400	1,659
Dev. Fin. Agcy., Rev. Ref. Bonds (Newbridge Charles Issue), Series 2017, 5.00% 2047[2]	2,500	2,684
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2017-A, AMT, 3.625% 2032	3,445	3,481
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2016-J, AMT, 3.50% 2033	5,355	5,391
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2019-B, AMT, 3.00% 2035	2,230	2,268
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2020-B, AMT, 2.625% 2036	1,065	1,055
Educational Fncg. Auth., Education Loan Rev. Bonds, Series 2021-B, AMT, 2.00% 2037	1,415	1,353
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 177, AMT, 4.00% 2039	870	902
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 188, AMT, 4.00% 2043	825	866
Special Obligation Dedicated Tax Rev. Ref. Bonds, Series 2005, FGIC National insured, 5.50% 2034	3,500	4,612
		58,867

American Funds Tax-Exempt Funds	249

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan 1.58%
Couty of Kent, Gerald R. Ford International Airport Auth., Limited Tax G.O. Rev. Bonds, Series 2021, AMT, 5.00% 2035	$850	$1,072
Couty of Kent, Gerald R. Ford International Airport Auth., Limited Tax G.O. Rev. Bonds, Series 2021, AMT, 5.00% 2036	600	756
Couty of Kent, Gerald R. Ford International Airport Auth., Limited Tax G.O. Rev. Bonds, Series 2021, AMT, 5.00% 2046	2,500	3,088
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2024	500	534
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2025	1,350	1,475
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2029	250	288
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2030	500	574
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2032	1,000	1,143
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2033	500	571
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2034	1,250	1,427
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2036	1,565	1,784
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2037	500	569
City of Detroit, Unlimited Tax G.O. Bonds, Series 2018, 5.00% 2038	1,300	1,479
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2039	395	468
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2040	365	397
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2041	320	347
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 4.00% 2042	450	487
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2046	1,745	2,040
City of Detroit, Unlimited Tax G.O. Bonds, Series 2021-A, 5.00% 2050	3,220	3,745
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured 5.25% 2039 (preref. 2022)	4,850	4,947
Detroit School Dist., Unlimited Tax G.O. School Building and Site Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2026	1,000	1,011
Fin. Auth., Distributable State Aid Rev. and Rev. Ref. Bonds (Charter County of Wayne), Series 2020, 4.00% 2045	1,000	1,131
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 4.00% 2040	4,000	4,463
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)	1,400	1,451
Fin. Auth., Hospital Rev. Ref. Bonds (Henry Ford Health System), Series 2016, 5.00% 2037	2,500	2,870
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2019-A, 4.00% 2047	1,700	1,871
Fin. Auth., Hospital Rev. Ref. Bonds (Oakwood Obligated Group), Series 2012, 5.00% 2027	1,090	1,126
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Fin. Recovery Income Tax Local Project Bonds), Series 2014-F-1, 4.50% 2029	2,600	2,716
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Local Project Bonds), Series 2014-C-6, 5.00% 2033	2,000	2,177
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2032	500	558
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2035	1,500	1,668
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 5.00% 2022	3,150	3,256
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 4.00% 2030	2,550	2,588
Fin. Auth., Student Loan Rev. Ref. Bonds, Series 25-A, AMT, 4.00% 2031	1,000	1,015
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2020-B-2, 0% 2065	30,250	3,900
City of Flint, Hospital Building Auth., Rev. and Rev. Ref. Bonds (Hurley Medical Center), Series 2020, 4.00% 2038	250	278
City of Flint, Hospital Building Auth., Rev. Ref. Bonds (Hurley Medical Center), Series 2013-B, 4.75% 2023	510	525
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.00% 2023	1,060	1,093
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2028	4,605	4,833
City of Flint, Hospital Building Auth., Rev. Rental Bonds (Hurley Medical Center), Series 2013-A, 5.25% 2039	2,775	2,899
City of Grand Rapids, Econ. Dev. Corp., Limited Obligation Rev. and Rev. Ref. Bonds (Beacon Hill at Eastgate Project), Series 2021, 5.00% 2055[2]	10,240	11,371
City of Grand Rapids, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2037	5,980	6,822
City of Grand Rapids, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2044	9,335	10,544
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 4.00% 2027	2,770	2,973
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2032	1,055	1,145
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2037	1,200	1,298
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2047	5,665	6,079
City of Grand Rapids, Econ. Dev. Corp., Rev. Ref. Bonds (Beacon Hill Estate Project), Series 2017-A, 5.00% 2052	4,740	5,080
County of Grand Traverse, Hospital Fin. Auth., Rev. and Rev. Ref. Bonds (Munson Healthcare Obligated Group), Series 2021, 5.00% 2028	725	876

250	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Michigan (continued)
Great Lakes Water Auth., Water Supply System Rev. Ref. Bonds, Series 2016-B, 5.00% 2046	$5,000	$5,647
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 2.70% 2056	6,480	6,008
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.35% 2034	1,500	1,554
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047	590	615
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	3,750	3,938
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2032	1,390	1,589
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2016, 5.00% 2037	8,625	9,567
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2012, 5.625% 2041	2,500	2,537
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2022, 4.00% 2043	4,260	4,569
City of Kentwood, Econ. Dev. Corp., Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2021, 4.00% 2045	1,125	1,208
Strategic Fund, Limited Obligation Rev. and Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2034	1,900	2,166
Strategic Fund, Limited Obligation Rev. and Rev. Ref. Bonds (United Methodist Retirement Communities, Inc. Project), Series 2019, 5.00% 2034	1,285	1,459
Strategic Fund, Limited Obligation Rev. Green Bonds (Graphic Packaging International, LLC Coated Recycled Board Machine Project), Series 2021, AMT, 4.00% 2061 (put 2026)	5,000	5,469
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2029	1,000	1,155
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Holland Home Obligated Group), Series 2019, 5.00% 2043	1,750	1,972
Strategic Fund, Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2037	2,000	2,281
Strategic Fund, Limited Obligation Rev. Ref. Bonds (United Methodist Retirement Communities Obligated Group - Porter Hills Presbyterian Village Project), Series 2020, 5.00% 2044	2,420	2,733
County of Wayne, Airport Auth., Airport Rev. Ref. Bonds (Detroit Metropolitan Wayne County Airport), Series 2012-D, AMT, 5.00% 2028	12,000	12,408
		181,683

Minnesota 0.13%
City of Apple Valley, Senior Housing Rev. Bonds (PHS Apple Valley Senior Housing, Inc. - Orchard Path Phase II Project), Series 2021, 4.00% 2051	500	514
City of Apple Valley, Senior Housing Rev. Bonds (PHS Apple Valley Senior Housing, Inc. - Orchard Path Phase II Project), Series 2021, 4.00% 2061	870	885
City of Duluth, Econ. Dev. Auth., Health Care Facs. Rev. Bonds (Essentia Health Obligated Group), Series 2018-A, 5.00% 2058	2,500	2,880
Higher Education Supplemental Loan Auth., Rev. Bonds, Series 2018, AMT, 4.00% 2037	1,245	1,302
Higher Education Supplemental Loan Auth., Rev. Bonds, Series 2020, AMT, 2.65% 2038	1,765	1,731
Housing Fin. Agcy., Homeownership Fin. Bonds (Mortgage-Backed Securities Pass-Through Program), Series 2017-I, 2.80% 2047	1,048	1,059
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2013-A, AMT, 3.00% 2031	75	76
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-C, AMT, 4.00% 2045	485	507
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-I, 3.00% 2051	885	926
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052	1,560	1,636
City of St. Paul, Housing and Redev. Auth., Charter School Lease Rev. Bonds (Great River School Project), Series 2017-A, 4.75% 2029[2]	365	391
City of St. Paul, Housing and Redev. Auth., Charter School Lease Rev. Bonds (Great River School Project), Series 2017-A, 5.25% 2033[2]	140	155
City of St. Paul, Housing and Redev. Auth., Charter School Lease Rev. Bonds (Great River School Project), Series 2017-A, 5.50% 2052[2]	1,600	1,752
City of Woodbury, Charter School Lease Rev. Bonds (Woodbury Leadership Academy Project), Series 2021-A, 4.00% 2051	1,320	1,388
		15,202

Mississippi 0.27%
Business Fin. Corp., Rev. Ref. Bonds (System Energy Resources, Inc. Project), Series 2021, 2.375% 2044	2,200	1,964
Business Fin. Corp., Solid Waste Disposal, Rev. Bonds (Waste Pro USA, Inc. Project), Series 2017, AMT, 5.00% 2036 (put 2022)[2]	10,500	10,639
Dev. Bank, Special Obligation Bonds (Magnolia Regional Health Center Project), Series 2021, 4.00% 2036[2]	2,100	2,311

American Funds Tax-Exempt Funds	251

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Mississippi (continued)
Dev. Bank, Special Obligation Bonds (Magnolia Regional Health Center Project), Series 2021, 4.00% 2041[2]	$3,350	$3,659
Home Corp., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2051	895	939
Hospital Equipment and Facs. Auth., Rev. Bonds (Baptist Memorial Health Care), Series 2016-A, 5.00% 2041	4,000	4,578
Hospital Equipment and Facs. Auth., Rev. Bonds (Baptist Memorial Health Care), Series 2016-A, 5.00% 2046	4,000	4,551
County of Warren, Gulf Opportunity Zone Rev. Ref. Bonds (International Paper Co. Project), Series 2018, 2.90% 2032 (put 2023)	1,900	1,953
		30,594

Missouri 1.10%
County of Cape Girardeau, Industrial Dev. Auth., Health Facs. Rev. Bonds (Southeast Missouri Hospital Assn.), Series 2016-A, 6.00% 2033	4,020	4,317
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Bethesda Health Group, Inc.), Series 2015, 5.00% 2040	1,650	1,772
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (Bethesda Health Group, Inc.), Series 2015, 5.00% 2045	2,050	2,183
Health and Educational Facs. Auth., Health Facs. Rev. Ref. Bonds (St. Anthony’s Medical Center), Series 2015-B, 5.00% 2045	1,320	1,433
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Christian Horizons Obligated Group), Series 2018, 5.00% 2036	1,500	1,692
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 4.00% 2034	500	552
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-A, 5.00% 2034	2,500	2,744
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-A, 5.00% 2042	5,725	6,256
Health and Educational Facs. Auth., Senior Living Facs. Rev. Bonds (Lutheran Senior Services), Series 2019-C, 4.00% 2048	5,000	5,395
Health and Educational Facs. Auth., Senior Living Facs. Rev. Ref. Bonds (Lutheran Senior Services), Series 2016-A, 5.00% 2046	825	902
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-C, 3.25% 2052	1,355	1,441
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-B-1, AMT, 4.00% 2045	1,395	1,457
City of Joplin, Industrial Dev. Auth., Sales Tax Rev. Bonds (32nd Street Place Community Improvement Dist. Project), Series 2021, 3.50% 2040	720	694
Kansas City, Industrial Dev. Auth., Airport Special Obligation Bonds (Kansas City International Airport Terminal Modernization Project), Series 2020-A, AMT, Assured Guaranty Municipal insured, 4.00% 2057	3,000	3,288
City of Lee’s Summit, Special Obligation Tax Increment and Special Dist. Rev. Ref. and Improvement Bonds (Summit Fair Project), Series 2017, 3.50% 2023[2]	190	190
City of Lee’s Summit, Special Obligation Tax Increment and Special Dist. Rev. Ref. and Improvement Bonds (Summit Fair Project), Series 2017, 4.00% 2027[2]	1,850	1,844
City of Maryland Heights, Industrial Dev. Auth., Rev. Bonds (St. Louis Community Ice Center Project), Series 2018-A, 4.375% 2030	860	811
City of Maryland Heights, Industrial Dev. Auth., Rev. Bonds (St. Louis Community Ice Center Project), Series 2018-A, 5.00% 2039	4,360	4,042
City of Maryland Heights, Industrial Dev. Auth., Rev. Bonds (St. Louis Community Ice Center Project), Series 2018-A, 5.00% 2049	7,250	6,346
City of Maryland Heights, Tax Increment and Special Dist. Rev. Bonds (Westport Plaza Redev. Area), Series 2020, 3.625% 2031	1,535	1,564
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2045	2,000	2,407
Municipal Fin. Corp., Leasehold Rev. Bonds (Convention Center Expansion and Improvement Projects), Series 2020, Assured Guaranty Municipal insured, 5.00% 2049	1,000	1,201
City of Rolla, Move Rolla Transportation Dev. Dist., Sales Tax Rev. Bonds, Series 2017, 3.75% 2029	1,050	1,076
City of Rolla, Move Rolla Transportation Dev. Dist., Sales Tax Rev. Bonds, Series 2017, 4.50% 2036	750	793
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2023	300	303
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2024	400	405
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2026	215	217

252	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Missouri (continued)
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.00% 2030	$950	$936
City of Saint Charles, Plaza at Noah’s Ark Community Improvement Dist., Tax Increment and Improvement Dist. Rev. Bonds, Series 2021, 3.125% 2035	500	477
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2026	2,500	2,850
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2027	3,275	3,940
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2029	1,000	1,260
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2030	4,255	5,455
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2005, National insured, 5.50% 2031	2,050	2,681
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2015-A, 5.00% 2030	1,000	1,063
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2015-A, 5.00% 2035	1,400	1,476
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2012, 6.125% 2042	1,000	1,013
County of St. Louis, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (Nazareth Living Center), Series 2015-A, 5.125% 2045	2,000	2,083
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.00% 2038	1,000	1,105
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2017, 5.00% 2048	5,110	5,604
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018-A, 5.125% 2048	980	1,078
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.125% 2049	1,335	1,469
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village St. Louis Obligated Group), Series 2018, 5.25% 2053	18,710	20,633
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (Friendship Village Sunset Hills), Series 2012, 5.00% 2032	1,020	1,038
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.00% 2025	1,015	1,081
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.00% 2035	1,410	1,519
County of St. Louis, Industrial Dev. Auth., Senior Living Facs. Rev. Bonds (St. Andrew’s Resources for Seniors Obligated Group), Series 2015-A, 5.125% 2045	8,320	8,908
County of St. Louis, Transportation Dev. Dist., Transportation Rev. Bonds (Missouri Bottom Road / Taussig Road), Series 2002, 7.20% 2033[6]	3,300	1,122
County of Stoddard, Industrial Dev. Auth., Health Facs. Rev. Bonds (Southeast Missouri Hospital Assn.), Series 2016-B, 6.00% 2037	3,870	4,153
City of Town and Country, Town and Country Crossing Transportation Dev. Dist., Transportation Sales Tax Rev. Ref. Bonds, Series 2020-A, 3.375% 2037	515	503
City of Washington, Industrial Dev. Auth., Sales Tax. Rev. Ref. Bonds (Phoenix Center II Community Improvement Dist. Project), Series 2021, 2.50% 2029	550	535
		127,307

Nebraska 0.17%
County of Douglas, Hospital Auth. No. 2 (Methodist Health System), Health Facs. Rev. Ref. Bonds, Series 2015, 5.00% 2048	2,350	2,614
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2025[6,7,8,9,10]	190	190
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% PIK or 7.00% Cash 2025[6,7,8,9,10]	184	184
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% PIK or 7.00% Cash 2025[6,7,8,9,10]	172	172
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2025[6,7,8,9,10]	151	151

American Funds Tax-Exempt Funds	253

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nebraska (continued)
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% PIK or 7.00% Cash 2025[6,7,8,9,10]	$25	$25
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	859	859
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	135	135
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	121	121
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	81	81
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	69	69
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	62	62
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	35	35
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026[7,8,9,10]	675	675
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% PIK or 7.00% Cash 2026[7,8,9,10]	642	642
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% PIK or 7.00% Cash 2026[6,7,8,9,10]	154	154
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026[7,8,9,10]	110	110
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% PIK or 7.00% Cash 2026[7,8,9,10]	89	89
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% PIK or 7.00% Cash 2026[7,8,9,10]	45	45
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% PIK or 7.00% Cash 2026[7,8,9,10]	3	3
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048	1,485	1,579
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019, AMT, 3.75% 2049	2,320	2,429
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2019-B, AMT, 4.00% 2049	1,950	2,069
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	1,947	1,947
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	876	876
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	857	857
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	370	370
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2025[7,8,9,10]	139	139
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026[7,8,9,10]	910	910
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026[7,8,9,10]	420	420
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026[7,8,9,10]	402	402
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026[7,8,9,10]	270	270
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026[7,8,9,10]	232	232
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026[7,8,9,10]	120	120
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026[7,8,9,10]	64	64

254	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nebraska (continued)
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026[7,8,9,10]	$30	$30
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026[7,8,9,10]	6	6
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026[7,8,9,10]	4	4
		19,140

Nevada 0.47%
Dept. of Business and Industry, Charter School Rev. Bonds (Doral Academy of Nevada), Series 2017-A, 5.00% 2037[2]	1,000	1,092
Dept. of Business and Industry, Charter School Rev. Bonds (Doral Academy of Nevada), Series 2017-A, 5.00% 2047[2]	1,600	1,732
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2015-A, 4.00% 2025	1,100	1,144
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2018-A, 4.50% 2029[2]	790	850
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2018-A, 5.00% 2038[2]	1,000	1,085
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2015-A, 5.125% 2045[2]	1,000	1,077
Dept. of Business and Industry, Lease Rev. Bonds (Somerset Academy), Series 2018-A, 5.00% 2048[2]	1,500	1,608
County of Clark, Rev. Ref. Bonds (Jet Aviation Fuel Tax), Series 2013-A, AMT, 5.00% 2028	2,000	2,070
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 2.75% 2022	340	343
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 2.75% 2023	350	356
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 3.00% 2024	365	375
County of Clark, Special Improvement Dist. No. 121 (Southern Highlands Area), Local Improvement Rev. Ref. Bonds, Series 2016, 3.00% 2025	375	386
City of Henderson, Local Improvement Dist. No. T-16 (Falls at Lake Las Vegas), Limited Obligation Improvement Bonds, Series 2005, 5.125% 2025	2,130	1,987
City of Las Vegas, Redev. Agcy., Tax Increment Rev. Ref. Bonds, Series 2016, 5.00% 2045	1,225	1,356
City of Las Vegas, Sales Tax Increment Rev. Bonds, Series 2016, 3.50% 2025[2]	1,840	1,841
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 5.00% 2022	275	278
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 5.00% 2023	235	246
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 4.25% 2024	200	211
City of Las Vegas, Special Improvement Dist. No. 607 (Providence), Local Improvement Rev. Ref. Bonds, Series 2013, 5.00% 2024	120	129
City of Las Vegas, Special Improvement Dist. No. 612 (Skye Hills), Local Improvement Bonds, Series 2020, 3.50% 2035	215	219
City of Las Vegas, Special Improvement Dist. No. 612 (Skye Hills), Local Improvement Bonds, Series 2020, 4.00% 2050	1,000	1,026
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2026	765	819
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2028	310	330
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2029	545	578
City of Las Vegas, Special Improvement Dist. No. 808 and No. 810 (Summerlin Village 23B), Local Improvement Rev. Ref. Bonds, Series 2014, 5.00% 2031	115	122
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 4.00% 2022	1,040	1,059
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 4.50% 2025	620	675
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 5.00% 2026	655	723
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,545	1,680
City of Las Vegas, Special Improvement Dist. No. 812 (Summerlin Village 24), Local Improvement Rev. Ref. Bonds, Series 2015, 5.00% 2035	1,515	1,629

American Funds Tax-Exempt Funds	255

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.00% 2023	$195	$198
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.00% 2024	155	159
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.00% 2025	230	237
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.25% 2026	220	229
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.50% 2027	245	259
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 3.50% 2028	225	236
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.00% 2033	1,140	1,206
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.25% 2037	970	1,029
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.375% 2042	1,240	1,312
City of Las Vegas, Special Improvement Dist. No. 813 (Summerlin Village 26), Local Improvement Bonds, Series 2017, 4.50% 2047	1,485	1,573
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.25% 2023	435	443
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2025	200	208
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2026	200	210
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2027	200	210
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2028	160	169
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2029	345	363
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.25% 2031	310	319
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2032	420	438
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2033	470	489
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 3.50% 2035	1,030	1,067
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 4.00% 2039	500	533
City of Las Vegas, Special Improvement Dist. No. 814 (Summerlin Village 21 and 24A), Local Improvement Bonds, Series 2019, 4.00% 2049	1,645	1,727
City of Las Vegas, Special Improvement Dist. No. 815 (Summerlin Village 25), Local Improvement Bonds, Series 2020, 4.75% 2040	1,000	1,126
City of Las Vegas, Special Improvement Dist. No. 816 (Summerlin Village 22), Local Improvement Bonds, Series 2021, 2.75% 2033	520	504
City of Las Vegas, Special Improvement Dist. No. 816 (Summerlin Village 22), Local Improvement Bonds, Series 2021, 2.75% 2036	835	795
City of Las Vegas, Special Improvement Dist. No. 816 (Summerlin Village 22), Local Improvement Bonds, Series 2021, 3.00% 2041	1,000	954
City of Las Vegas, Special Improvement Dist. No. 816 (Summerlin Village 22), Local Improvement Bonds, Series 2021, 3.125% 2051	1,425	1,347
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.50% 2022	150	151
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.50% 2023	125	128
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.50% 2024	125	130
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.75% 2025	145	153

256	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Nevada (continued)
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.75% 2026	$190	$203
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.75% 2027	260	279
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 3.875% 2028	400	434
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.00% 2029	205	223
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.00% 2030	340	368
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.25% 2034	610	663
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.50% 2039	780	852
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.625% 2043	655	713
City of North Las Vegas, Special Improvement Dist. No. 64 (Valley Vista), Local Improvement Bonds, Series 2019, 4.625% 2049	1,450	1,568
City of Reno, Sales Tax Rev. Ref. Bonds (ReTRAC - Reno Transportation Rail Access Corridor Project), Series 2018-B, Assured Guaranty Municipal insured, 4.125% 2058	1,250	1,353
County of Washoe, Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-E, AMT, 2.05% 2036 (put 2022)	2,255	2,261
		53,845

New Hampshire 0.74%
Business Fin. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2013, AMT, 2.95% 2029[2]	1,900	1,982
Business Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2003, AMT, 3.125% 2024[1]	2,750	2,888
Health and Education Facs. Auth., Rev. Bonds (Elliot Hospital Issue), Series 2016, 5.00% 2031	1,250	1,422
National Fin. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2021-B, Assured Guaranty Municipal insured, 3.00% 2046	1,605	1,609
National Fin. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2021-B, Assured Guaranty Municipal insured, 3.00% 2051	15,085	14,929
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034	29,952	33,586
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-A, AMT, 4.00% 2027[2]	2,000	2,053
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-B, 4.625% 2042[2]	1,000	1,025
National Fin. Auth., Resource Recovery Rev. Ref. Bonds (Covanta Project), Series 2018-C, AMT, 4.875% 2042[2]	5,000	5,143
National Fin. Auth., Resource Recovery Rev. Ref. Green Bonds (Covanta Project), Series 2020-A, 3.625% 2043 (put 2040)[2]	11,715	12,012
National Fin. Auth., Senior Living Rev. Ref. Bonds (Springpoint Senior Living, Inc.), Series 2021, 4.00% 2041	1,500	1,606
National Fin. Auth., Senior Living Rev. Ref. Bonds (Springpoint Senior Living, Inc.), Series 2021, 4.00% 2051	2,000	2,115
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2018-A, AMT, (SIFMA Municipal Swap Index + 0.75%) 0.435% 2033 (put 2024)[4]	3,270	3,255
National Fin. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2019-A-4, AMT, 2.15% 2038 (put 2024)	2,000	2,045
		85,670

New Jersey 3.78%
Atlantic City, Tax Appeal Rev. Ref. Bonds, Series 2017-B, Assured Guaranty Municipal insured, 5.00% 2032	1,200	1,394
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Bonds (Cooper Health System Obligated Group Issue), Series 2013-A, 5.75% 2042	2,665	2,777
County of Camden, Improvement Auth., Health Care Redev. Project, Rev. Ref. Bonds (Cooper Health System Obligated Group Issue), Series 2014, 5.00% 2032	555	593
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	1,500	1,627
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2029	1,180	1,272
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.25% 2039	2,500	2,673

American Funds Tax-Exempt Funds	257

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Casino Reinvestment Dev. Auth., Luxury Tax Rev. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.25% 2044	$1,000	$1,068
Econ. Dev. Auth., Energy Fac. Rev. Bonds (UMM Energy Partners, LLC Project), Series 2012-A, AMT, 5.00% 2037	7,085	7,164
Econ. Dev. Auth., Energy Fac. Rev. Bonds (UMM Energy Partners, LLC Project), Series 2012-A, AMT, 5.125% 2043	750	759
Econ. Dev. Auth., Motor Vehicle Surcharges Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2027	3,250	3,849
Econ. Dev. Auth., Motor Vehicle Surcharges Rev. Ref. Bonds, Series 2017-A, BAM insured, 4.00% 2034	2,210	2,406
Econ. Dev. Auth., Private Activity Bonds (Goethals Bridge Replacement Project), Series 2013, AMT, 5.375% 2043	7,725	8,287
Econ. Dev. Auth., Private Activity Bonds (Goethals Bridge Replacement Project), Series 2013, AMT, 5.625% 2052	3,940	4,241
Econ. Dev. Auth., Rev. Bonds (Foundation Academy Charter School Project), Series 2018-A, 5.00% 2050	1,100	1,230
Econ. Dev. Auth., Rev. Bonds (Provident Group - Kean Properties LLC - Kean University Student Housing Project), Series 2017-A, 5.00% 2047	3,500	3,729
Econ. Dev. Auth., Rev. Bonds (Provident Group - Kean Properties LLC - Kean University Student Housing Project), Series 2017-A, 5.00% 2050	1,590	1,692
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Montclair Properties LLC - Montclair State University Student Housing Project), Series 2017, Assured Guaranty Municipal insured, 5.00% 2037	2,750	3,215
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Rowan Properties LLC - Rowan University Student Housing Project), Series 2015-A, 5.00% 2035	3,750	3,899
Econ. Dev. Auth., Rev. Ref. Bonds (Provident Group - Rowan Properties LLC - Rowan University Student Housing Project), Series 2015-A, 5.00% 2048	2,150	2,223
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2015-WW, 5.25% 2029 (preref. 2025)	2,500	2,826
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2016-AAA, 5.50% 2031 (preref. 2026)	2,000	2,384
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2015-WW, 5.25% 2033	2,500	2,812
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2034	1,500	1,724
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 4.00% 2035	800	897
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2017-DDD, 5.00% 2035	1,275	1,464
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2038	3,000	3,510
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2018-EEE, 5.00% 2043	2,000	2,323
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2019-LLL, 4.00% 2044	3,500	3,828
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 4.00% 2046	6,355	6,950
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 4.00% 2050	1,500	1,630
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2015-XX, 5.00% 2025	10,500	11,729
Econ. Dev. Auth., School Facs. Construction Rev. Ref. Bonds, Series 2013-I, (SIFMA Municipal Swap Index + 1.60%) 1.66% 2028[4]	13,970	14,117
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 4.00% 2029[2]	670	710
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 5.00% 2039[2]	825	886
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 5.00% 2049[2]	930	989
Econ. Dev. Auth., School Facs. Rev. Bonds (Beloved Community Charter School), Series 2019-A, 5.00% 2054[2]	725	769
Econ. Dev. Auth., Special Fac. Rev. Bonds (Continental Airlines, Inc. Project), Series 1999, AMT, 5.25% 2029	23,275	23,934
Econ. Dev. Auth., Special Fac. Rev. Bonds (Continental Airlines, Inc. Project), Series 2000-B, AMT, 5.625% 2030	1,545	1,670
Econ. Dev. Auth., Special Fac. Rev. Bonds (Continental Airlines, Inc. Project), Series 2003, AMT, 5.50% 2033	3,500	3,703
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 4.00% 2037	1,850	2,050
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 4.00% 2038	6,600	7,298
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 4.00% 2039	4,550	5,023
Econ. Dev. Auth., Transit Transportation Project Bonds, Series 2020-A, 5.00% 2044	3,000	3,511
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2019-A, AMT, 2.20% 2039 (put 2029)	2,500	2,533
Educational Facs. Auth., Rev. Bonds (Higher Education Capital Improvement Fund Issue), Series 2014-A, 4.00% 2031	10,130	10,684
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2024 (escrowed to maturity)	1,000	1,091
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2027 (preref. 2026)	1,000	1,155
Health Care Facs. Fncg. Auth., Rev. and Rev. Ref. Bonds (Trinitas Regional Medical Center Obligated Group Issue), Series 2017-A, 5.00% 2030 (preref. 2026)	500	577
Health Care Facs. Fncg. Auth., Rev. Bonds (Princeton HealthCare System Issue), Series 2016-A, 5.00% 2034	1,000	1,148
Health Care Facs. Fncg. Auth., Rev. Bonds (RWJ Barnabas Health Obligated Group Issue), Series 2021-A, 4.00% 2051	3,250	3,673
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2031	1,700	1,942
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Joseph’s Healthcare System Obligated Group Issue), Series 2016, 5.00% 2035	500	570
Health Care Facs. Fncg. Auth., Rev. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2007, 5.75% 2037	6,500	6,521

258	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2011, 6.00% 2026	$2,080	$2,086
Health Care Facs. Fncg. Auth., Rev. Ref. Bonds (St. Peter’s University Hospital Obligated Group Issue), Series 2011, 6.25% 2035	3,110	3,120
Health Care Facs. Fncg. Auth., State Contract Rev. Ref. Bonds (Hospital Asset Transformation Program), Series 2017, 5.00% 2036	2,000	2,313
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2013-1-A, AMT, 3.75% 2026	185	188
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2016-1-A, AMT, 3.50% 2032	610	616
Higher Education Student Assistance Auth., Student Loan Rev. Bonds, Series 2019-B, AMT, 3.25% 2039	10,000	10,289
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-B, AMT, 2.50% 2040	4,870	4,762
Higher Education Student Assistance Auth., Student Loan Rev. Ref. Bonds, Series 2021-C, AMT, 3.25% 2051	3,000	2,833
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050	1,150	1,255
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2020-H, 3.00% 2052	4,585	4,825
South Jersey Port Corp., Marine Terminal Rev. Bonds, Series 2017-B, AMT, 5.00% 2036	1,000	1,140
South Jersey Port Corp., Marine Terminal Rev. Bonds, Series 2017-B, AMT, 5.00% 2042	1,250	1,409
South Jersey Port Corp., Marine Terminal Rev. Bonds, Series 2017-B, AMT, 5.00% 2048	1,875	2,107
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2014-A, 5.00% 2033	1,600	1,738
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2020-A, 5.00% 2045	1,895	2,261
South Jersey Transportation Auth., Transportation System Rev. Ref. Bonds, Series 2020-A, 4.00% 2050	3,000	3,296
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-B, 5.00% 2046	2,500	2,785
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.25% 2046	1,210	1,380
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-AA, 5.00% 2032	8,000	9,955
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-BB, 4.00% 2037	5,000	5,494
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2037	600	673
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-AA, 5.00% 2037	1,500	1,758
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2038	6,755	7,515
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-AA, 5.00% 2038	1,000	1,209
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2039	1,750	1,950
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2039	1,500	1,665
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2040	1,500	1,661
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2042	1,000	1,103
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-BB, 5.00% 2044	4,575	5,311
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2045	8,510	9,331
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 5.00% 2045	2,530	3,004
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2022-BB, 4.00% 2046	12,760	13,899
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-AA, 5.00% 2046	2,000	2,316
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 3.00% 2050	2,000	1,886
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 4.00% 2050	5,000	5,432
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2020-AA, 5.00% 2050	4,455	5,264
Transportation Trust Fund Auth., Transportation Program Bonds, Series 2019-BB, 5.00% 2050	2,500	2,885
Transportation Trust Fund Auth., Transportation System Bonds, Series 2018-A, 5.00% 2030	2,000	2,374
Transportation Trust Fund Auth., Transportation System Bonds, Series 2018-A, 5.00% 2033	2,500	2,941
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2038	4,500	4,988
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2039	3,500	3,869
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 4.00% 2039	3,000	3,316
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2040	3,500	3,859
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2041	2,000	2,198
Transportation Trust Fund Auth., Transportation System Bonds, Series 2022-A, 4.00% 2042	4,000	4,383
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2026	1,225	1,115
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2027	8,245	7,375
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-B, 0% 2027	1,010	889
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2010-A, BAM insured, 0% 2028	9,800	8,376
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, National insured, 0% 2031	17,520	13,683
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-C, BAM insured, 0% 2032	1,825	1,413
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, Assured Guaranty Municipal insured, 0% 2033	15,000	11,279

American Funds Tax-Exempt Funds	259

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New Jersey (continued)
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, Assured Guaranty Municipal insured, 0% 2034	$17,285	$12,590
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2008-A, 0% 2035	4,000	2,642
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2035	3,580	2,420
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2006-C, AMBAC insured, 0% 2036	10,660	6,950
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, BAM Insured, 0% 2038	3,180	2,017
Transportation Trust Fund Auth., Transportation System Bonds, Capital Appreciation Bonds, Series 2009-A, 0% 2039	13,330	7,511
County of Union, Improvement Auth., Solid Waste Disposal Rev. Green Bonds (Aries Linden, LLC Project), Series 2019, AMT, 6.75% 2041[2]	7,500	7,680
		435,311

New Mexico 0.65%
Educational Assistance Foundation, Education Loan Bonds, Series 2021-1-A, AMT, 2.05% 2051	57,450	49,734
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan and Four Corners Projects), Series 2016-B, 2.15% 2033	8,055	7,643
Hospital Equipment Loan Council, First Mortgage Rev. Bonds (Haverland Charter Lifestyle Group - La Vida Llena Expansion Project), Series 2019-A, 5.00% 2049	2,875	3,097
Hospital Equipment Loan Council, Rev. Ref. Bonds (Haverland Charter Lifestyle Group), Series 2012, 5.00% 2032	1,500	1,528
Hospital Equipment Loan Council, Rev. Ref. Bonds (Haverland Charter Lifestyle Group), Series 2012, 5.00% 2042	1,500	1,528
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2016-A-2, Class I, AMT, 3.50% 2046	615	641
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-D, Class I, 3.00% 2052	4,000	4,206
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052	890	935
Mortgage Fin. Auth., Single Family Mortgage Program Rev. Ref. Bonds, Series 2012-B-1, Class I, AMT, 3.75% 2043	210	212
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2034	1,000	1,114
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2039	500	554
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2044	1,320	1,453
City of Santa Fe, Retirement Fac. Rev. Bonds (El Castillo Retirement Residences), Series 2019-A, 5.00% 2049	2,405	2,641
		75,286

New York 5.56%
Town of Brookhaven, Local Dev. Corp., Rev. Bonds (Active Retirement Community, Inc.), Series 2020-A, 4.00% 2055	6,815	7,379
Town of Brookhaven, Local Dev. Corp., Rev. Bonds (Long Island Community Hospital Project), Series 2020-A, 5.00% 2050	2,250	2,700
Brooklyn Arena Local Dev. Corp., PILOT Rev. Bonds (Barclays Center), Capital Appreciation Bonds, Series 2009, 0% 2045	2,110	1,009
Brooklyn Arena Local Dev. Corp., PILOT Rev. Bonds (Barclays Center), Capital Appreciation Bonds, Series 2009, 0% 2046	3,850	1,763
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	2,500	2,911
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2042	45,480	51,401
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Capital Appreciation Bonds, Series 2009, 0% 2044	2,000	998
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.25% 2035	500	544
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2040	600	643
Build NYC Resource Corp., Rev. Bonds (Bronx Charter School for Excellence Project), Series 2013-A, 5.50% 2043	500	518
Build NYC Resource Corp., Rev. Bonds (Friends of Hellenic Classical Charter Schools, Inc. Project), Series 2021-A, 5.00% 2041[2]	1,065	1,191
Build NYC Resource Corp., Rev. Bonds (Friends of Hellenic Classical Charter Schools, Inc. Project), Series 2021-A, 5.00% 2051[2]	1,620	1,791
Build NYC Resource Corp., Rev. Bonds (Friends of Hellenic Classical Charter Schools, Inc. Project), Series 2021-A, 5.00% 2055[2]	1,430	1,576

260	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2031	$350	$378
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2041	610	653
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2051	635	669
Build NYC Resource Corp., Rev. Bonds (New World Preparatory Charter School Project), Series 2021-A, 4.00% 2056	530	555
Build NYC Resource Corp., Rev. Bonds (Richmond Preparatory Charter School Project), Series 2021-A, 5.00% 2051[2]	1,000	1,098
Build NYC Resource Corp., Rev. Bonds (Richmond Preparatory Charter School Project), Series 2021-A, 5.00% 2056[2]	1,000	1,095
Build NYC Resource Corp., Rev. Bonds (Shefa School Project), Series 2021-A, 2.50% 2031[2]	500	481
Build NYC Resource Corp., Rev. Bonds (Shefa School Project), Series 2021-A, 5.00% 2051[2]	2,000	2,264
Build NYC Resource Corp., Rev. Ref. Bonds (Albert Einstein School of Medicine, Inc. Project), Series 2015, 5.50% 2045[2]	5,100	5,643
Build NYC Resource Corp., Rev. Ref. Bonds (Brooklyn Navy Yard Cogeneration Partners, LP Project), Series 2019, AMT, 5.00% 2028[2]	11,760	12,633
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 4.50% 2025[2]	310	329
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 5.00% 2035[2]	4,495	4,910
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2037	1,415	897
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2038	2,110	1,289
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2039	4,000	2,357
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2045	8,135	3,808
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2046	3,445	1,546
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, Assured Guaranty Municipal insured, 0% 2048	5,050	2,096
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2049	4,020	1,594
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-A, 0% 2055	8,000	2,551
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2055	6,090	1,995
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2056	3,950	1,247
Dormitory Auth., Rev. Bonds (Columbia University), Series 2018-A, 5.00% 2048	5,000	7,298
Dormitory Auth., Rev. Bonds (Culinary Institute of America), Series 2013, 5.50% 2033	500	529
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2040	250	280
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2045	900	987
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2031[2]	500	555
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2032[2]	500	555
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2033[2]	1,200	1,332
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2034[2]	1,200	1,332
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2035[2]	1,000	1,110
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2037	2,305	2,636
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2038	1,305	1,487
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 3.00% 2041	10,000	10,199
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 4.00% 2048	2,500	2,781
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2017, AMT, 2.875% 2044 (put 2029)[2]	4,750	4,948
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2020-R-1, 2.75% 2050 (put 2025)	1,375	1,427
City of Glen Cove, Local Econ. Assistance Corp., Rev. Bonds (Garvies Point Public Improvement Project), Convertible Capital Appreciation Bonds, Series 2016-C, 0% 2055 (5.62% on 1/1/2024)[1]	16,320	16,698
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-I, 1.75% 2024	1,900	1,901

American Funds Tax-Exempt Funds	261

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Town of Huntington, Local Dev. Corp. Rev. Bonds (Gurwin Independent Housing, Inc. / Fountaingate Gardens Project), Series 2021-A, 5.25% 2056	$3,685	$3,959
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 4.00% 2042	1,750	1,820
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (3 World Trade Center Project), Series 2014, Class 2, 5.375% 2040[2]	1,000	1,092
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 2.875% 2046	2,655	2,553
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 3.00% 2051	7,385	7,237
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2013-E, 5.00% 2038	1,970	2,086
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-1, 5.00% 2040	1,500	1,641
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-A-3, (SIFMA Municipal Swap Index + 0.50%) 0.56% 2042 (put 2022)[4]	750	750
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2021-A-2, 4.00% 2043	1,670	1,818
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	8,450	10,265
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-1, 5.00% 2043	6,000	7,096
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-1, 5.00% 2044	2,000	2,363
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2021-A-1, 4.00% 2045	1,045	1,131
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 4.75% 2045	11,300	12,967
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2021-A-1, 4.00% 2046	4,810	5,194
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2047	2,000	2,149
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-2, 4.00% 2048	2,675	2,872
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-3, 4.00% 2049	16,385	17,581
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.00% 2050	12,955	15,070
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-C-1, 5.25% 2055	5,715	6,758
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2016-B, 5.00% 2023	1,125	1,202
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.583% 2032 (put 2024)[4]	3,960	3,957
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2026	2,365	2,723
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-B, 5.00% 2026	1,315	1,514
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2028	1,890	2,232
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 5.00% 2032	930	1,119
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2020-E, 4.00% 2045	620	669
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, 0% 2032	6,000	4,580
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Capital Appreciation Bonds, Series 2017-C-2, BAM insured, 0% 2040	9,325	5,604
County of Monroe, Industrial Dev. Corp., Rev. Bonds (St. Ann’s of Greater Rochester, Inc.), Series 2019, 5.00% 2040	2,870	2,992
County of Monroe, Industrial Dev. Corp., Rev. Bonds (St. Ann’s of Greater Rochester, Inc.), Series 2019, 5.00% 2050	4,715	4,962
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045	4,785	5,014
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 239, 3.25% 2051	985	1,051
New York City G.O. Bonds, Series 2021-C, 4.00% 2041	1,000	1,123
New York City G.O. Bonds, Series 2021-F-1, 4.00% 2047	1,045	1,161
New York City G.O. Bonds, Series 2020-D-1, 4.00% 2050	4,000	4,398
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	1,600	1,624
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-F, 4.50% 2048	1,925	1,956
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	1,300	1,309
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2046	2,375	2,412
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	5,350	5,981
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-DD-1, 4.00% 2050	7,750	8,651
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-1, 4.00% 2051	2,000	2,252
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 4.00% 2036	5,000	5,802
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2022-C-1, 4.00% 2051	1,205	1,358
Niagara Area Dev. Corp., Solid Waste Disposal Fac. Rev. Ref. Bonds (Covanta Project), Series 2018-A, AMT, 4.75% 2042[2]	10,300	10,573

262	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2029	$1,200	$1,288
County of Onondaga, Resource Recovery Agcy., Rev. Ref. Bonds, Series 2015-A, AMT, Assured Guaranty Municipal insured, 5.00% 2030	1,490	1,641
Onondaga Civic Dev. Corp., Rev. Bonds (St. Joseph’s Hospital Health Center Project), Series 2012, 5.00% 2042 (preref. 2022)	1,000	1,019
Port Auth., Consolidated Bonds, Series 207, AMT, 5.00% 2032	5,000	5,901
County of Rockland, G.O. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	300	325
County of Suffolk, Econ. Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2019-B, 5.00% 2040	1,000	1,133
County of Sullivan, Infrastructure Local Dev. Corp. Rev. Bonds (Adelaar Infrastructure Project), Series 2016-E-1, 4.85% 2031[2]	4,295	4,476
County of Sullivan, Infrastructure Local Dev. Corp. Rev. Bonds (Adelaar Infrastructure Project), Series 2016-E-2, 5.35% 2049[2]	16,155	16,772
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, 5.00% 2021[6]	1,000	515
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, 5.00% 2027[6]	1,805	930
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, 5.00% 2032[6]	2,345	1,208
County of Thompkins, Dev. Corp., Rev. Bonds (Tompkins Cortland Community College Foundation, Inc. Project), Series 2013-A, AMT, 5.00% 2038[6]	1,370	706
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 3.00% 2048	5,000	5,032
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2052	5,000	5,569
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2055	5,000	5,556
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2056	23,870	26,503
Transportation Dev. Corp., Fac. Rev. Bonds (New York State Thruway Service Areas Project), Series 2021, AMT, 4.00% 2053	4,130	4,546
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2021, AMT, 2.25% 2026	6,520	6,562
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2021, AMT, 3.00% 2031	1,985	2,070
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2020, AMT, 5.25% 2031	9,270	10,674
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2020, AMT, 5.375% 2036	4,960	6,010
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 5.00% 2034	2,950	3,560
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2037	705	842
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 4.00% 2039	1,100	1,202
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 4.00% 2042	2,800	3,071
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2016, AMT, 5.00% 2026	14,220	14,364
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2016, AMT, 5.00% 2031	4,000	4,040
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (Terminal One Group Assn., LP Project), Series 2015, AMT, 5.00% 2023	3,915	4,059
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 4.00% 2032	2,000	2,088
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 4.00% 2033	4,500	4,699
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2041	3,250	3,466
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2046	3,300	3,527
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.25% 2050	16,950	18,078
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2026	1,110	1,252

American Funds Tax-Exempt Funds	263

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT 5.00% 2029	$565	$661
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2030	3,700	4,304
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2031	4,000	4,636
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2032	7,000	8,097
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2033	3,000	3,467
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2034	4,500	5,199
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2035	2,000	2,375
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 4.00% 2036	7,380	8,041
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 5.00% 2036	1,000	1,153
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2040	6,000	7,029
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 4.375% 2045	13,610	15,157
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2039	1,500	1,798
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 3.00% 2040	4,000	4,142
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-E, 3.00% 2050	5,000	5,077
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2021-A, 3.00% 2040	6,500	6,648
County of Westchester, Local Dev. Corp., Rev. Bonds (Purchase Housing Corp. II Project), Series 2017, 5.00% 2047	1,020	1,118
County of Westchester, Local Dev. Corp., Rev. Bonds (Senior Learning Community, Inc.), Series 2021-D, 2.875% 2026[2]	5,200	5,188
County of Westchester, Local Dev. Corp., Rev. Bonds (Senior Learning Community, Inc.), Series 2021-A, 5.00% 2056[2]	3,665	3,844
County of Westchester, Local Dev. Corp., Rev. Bonds (Westchester Medical Center Obligated Group Project), Series 2016, 5.00% 2046	3,000	3,341
County of Westchester, Local Dev. Corp., Rev. Ref. Bonds (The Bethel Methodist Home - The Knolls Project), Series 2020-A, 5.00% 2040	1,000	1,021
County of Westchester, Local Dev. Corp., Rev. Ref. Bonds (The Bethel Methodist Home - The Knolls Project), Series 2020-A, 5.125% 2055	1,100	1,113
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 4.00% 2029	200	215
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 5.00% 2039	420	476
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 5.00% 2054	930	1,037
		641,009

North Carolina 0.43%
Educational Assistance Auth., Student Loan Rev. Bonds, Series 2020-A, AMT, 3.125% 2039	675	659
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 46-A, 3.00% 2051	3,900	4,089
Medical Care Commission, Health Care Facs. First Mortgage Rev. Bonds (The Presbyterian Homes Obligated Group), Series 2020-A, 5.00% 2045	1,500	1,753
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Lutheran Services for the Aging), Series 2012-A, 4.75% 2032 (preref. 2022)	1,500	1,505
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Lutheran Services for the Aging), Series 2012-A, 5.00% 2037 (preref. 2022)	820	823
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Pennybyrn at Maryfield), Series 2015, 5.00% 2025	410	434
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Pennybyrn at Maryfield), Series 2015, 5.00% 2030	1,900	2,001
Medical Care Commission, Health Care Facs. First Mortgage Rev. Ref. Bonds (Pennybyrn at Maryfield), Series 2015, 5.00% 2035	1,000	1,048

264	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
North Carolina (continued)
Medical Care Commission, Health Care Facs. Rev. Bonds (Novant Health Obligated Group), Series 2019-A, 4.00% 2049	$2,820	$3,174
Medical Care Commission, Retirement Facs. First Mortgage Bonds (Pennybyrn at Maryfield), Series 2020-A, 5.00% 2045	1,000	1,096
Medical Care Commission, Retirement Facs. First Mortgage Bonds (Pennybyrn at Maryfield), Series 2020-A, 5.00% 2050	1,500	1,640
Medical Care Commission, Retirement Facs. First Mortgage Rev. and Rev. Ref. Bonds (Plantation Village, Inc.), Series 2021-A, 4.00% 2052	3,500	3,792
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Carolina Village Project), Series 2017-B, 5.00% 2047	5,230	5,306
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (EveryAge), Series 2021-A, 4.00% 2047	2,940	3,207
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (EveryAge), Series 2021-A, 4.00% 2051	965	1,045
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Lutheran Retirement Ministries Project), Series 2019-A, 5.00% 2049	1,300	1,436
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2039	1,650	1,822
Medical Care Commission, Retirement Facs. First Mortgage Rev. Bonds (Sharon Towers), Series 2019-A, 5.00% 2049	4,100	4,485
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2019-B, (1-month USD-LIBOR x 0.67 + 0.35%) 0.193% 2034 (put 2022)[4]	10,000	9,997
		49,312

North Dakota 0.36%
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, Assured Guaranty Municipal insured, 3.00% 2046	3,430	3,360
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 4.00% 2046	500	557
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 4.00% 2051	300	332
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052	980	1,027
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2043	13,400	15,302
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2048	9,500	10,781
County of Ward, Health Care Facs. Rev. Bonds (Trinity Obligated Group), Series 2017-C, 5.00% 2053	8,550	9,660
		41,019

Ohio 3.39%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-C, 1.50% 2026 (put 2025)	2,110	2,073
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-D, 2.875% 2026	7,975	8,107
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-A, 2.875% 2026	2,750	2,796
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (American Electric Co. Project), Series 2014-B, AMT, 2.60% 2041 (put 2029)	1,000	1,038
Air Quality Dev. Auth., Air Quality Rev. Ref. Bonds (Ohio Valley Electric Corp. Project), Series 2019-A, 3.25% 2029	7,000	7,204
Air Quality Dev. Auth., Exempt Facs. Rev. Bonds (AMG Vanadium Project), Series 2019, AMT, 5.00% 2049[2]	37,560	41,702
Air Quality Dev. Auth., Exempt Facs. Rev. Bonds (Pratt Paper (OH), LLC Project), Series 2017, AMT, 4.25% 2038[2]	1,850	2,063
Air Quality Dev. Auth., Exempt Facs. Rev. Bonds (Pratt Paper (OH), LLC Project), Series 2017, AMT, 4.50% 2048[2]	2,500	2,822
Air Quality Dev. Auth., Rev. Ref. Bonds (AK Steel Corp. Project), Series 2012-A, AMT, 6.75% 2024	6,000	6,023
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2040	1,200	1,355
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2020-B-2, 5.00% 2055	29,745	32,718
Buckeye Tobacco Settlement Fncg. Auth., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2020-B-3, 0% 2057	148,890	23,359
County of Butler, Hospital Facs. Rev. Bonds (UC Health), Series 2016, 5.00% 2045	5,500	6,310
City of Centerville, Health Care Improvement and Rev. Ref. Bonds, Series 2017, 5.25% 2037	4,250	4,632
City of Centerville, Health Care Improvement and Rev. Ref. Bonds, Series 2017, 5.25% 2047	3,795	4,083
City of Centerville, Health Care Improvement and Rev. Ref. Bonds, Series 2017, 5.25% 2050	2,400	2,578
Port of Greater Cincinnati Dev. Auth., Education Rev. Bonds (IPS Cincinnati LLC - Idea Greater Cincinnati, Inc. Projects), Series 2021, 4.375% 2056 (put 2026)	4,680	4,596
Cleveland-Cuyahoga Port Auth., Tax Increment Fncg. Rev. and Rev. Ref. Bonds (Flats East Bank Project), Series 2021-A, 4.00% 2055[2]	1,750	1,788
Cleveland-Cuyahoga Port Auth., Tax Increment Fncg. Rev. and Rev. Ref. Bonds (Flats East Bank Project), Series 2021-B, 4.50% 2055[2]	1,850	1,912
County of Cuyahoga, Hospital Rev. Bonds (MetroHealth System), Series 2017, 5.00% 2052	7,750	8,886

American Funds Tax-Exempt Funds	265

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 5.25% 2028	$235	$237
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	2,210	2,261
County of Franklin, Health Care Facs. Improvement Rev. Bonds (OPRS Communities), Series 2013-A, 6.125% 2040 (preref. 2022)	140	143
County of Franklin, Health Care Facs. Rev. Bonds (OPRS Communities), Series 2016-C, 5.00% 2038	3,000	3,333
County of Franklin, Health Care Facs. Rev. Ref. and Improvement Bonds (Wesley Communities Obligated Group), Series 2020, 5.25% 2040	2,905	3,247
County of Franklin, Health Care Facs. Rev. Ref. and Improvement Bonds (Wesley Communities Obligated Group), Series 2020, 5.25% 2055	8,455	9,332
County of Franklin, Health Care Facs. Rev. Ref. Bonds (Ohio Living Communities), Series 2022, 4.00% 2040	5,790	6,210
County of Gallia, Hospital Facs. Rev. Ref. and Improvement Bonds (Holzer Health System Obligated Group Project), Series 2012-A, 8.00% 2042 (preref. 2022)	7,730	7,961
County of Hamilton, Healthcare Facs. Rev. Bonds (Christ Hospital Project), Series 2012, 5.00% 2042 (preref. 2022)	1,500	1,523
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2031	4,360	4,764
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2046	3,870	4,145
County of Hamilton, Healthcare Improvement and Rev. Ref. Bonds (Life Enriching Communities Project), Series 2016, 5.00% 2051	6,145	6,570
County of Hamilton, Healthcare Rev. Bonds (Life Enriching Communities Project), Series 2017-A, 5.00% 2047	2,560	2,778
County of Hamilton, Healthcare Rev. Bonds (Life Enriching Communities Project), Series 2017-A, 5.00% 2052	1,125	1,218
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2041	1,465	1,631
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2046	1,000	1,104
Higher Educational Facs. Auth., Healthcare Fac. Rev. Bonds (Judson Obligated Group 2020 Project), Series 2020-A, 5.00% 2042	2,250	2,566
Higher Educational Facs. Auth., Healthcare Fac. Rev. Bonds (Judson Obligated Group 2020 Project), Series 2020-A, 5.00% 2045	2,750	3,120
Higher Educational Facs. Auth., Healthcare Fac. Rev. Bonds (Judson Obligated Group 2020 Project), Series 2020-A, 5.00% 2050	6,525	7,388
Higher Educational Facs. Auth., Hospital Parking Rev. Bonds (University Circle, Inc. 2020 Project), Series 2020, 5.00% 2045	3,925	4,585
Higher Educational Facs. Commission, Higher Educational Fac. Rev. Bonds (John Carroll University Project), Series 2022, 4.00% 2052	4,225	4,610
City of Hilliard, Hickory Chase Community Auth., Infrastructure Improvement Rev. Bonds (Hickory Chase Project), Series 2019-A, 5.00% 2040[2]	2,390	2,524
City of Hilliard, Hickory Chase Community Auth., Infrastructure Improvement Rev. Bonds (Hickory Chase Project), Series 2019-B-1, 6.00% 2046[2]	2,320	2,422
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2028[2]	6,000	6,416
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2033[2]	13,835	14,589
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2038[2]	6,750	7,069
Hospital Rev. Bonds (Aultman Health Foundation), Series 2018, 5.00% 2048[2]	17,670	18,278
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2034	350	447
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2039	925	1,169
County of Lucas, Hospital Rev. Bonds (Promedica Healthcare Obligated Group), Series 2018-A, 5.25% 2048	15,675	18,393
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2033	2,765	2,852
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2044	2,000	2,057
County of Muskingum, Hospital Facs. Rev. Ref. Bonds (Genesis HealthCare System Obligated Group Project), Series 2013, 5.00% 2048	9,360	9,617
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2039	120	131
Private Activity Bonds (Portsmouth Bypass Project), Series 2015, AMT, Assured Guaranty Municipal insured, 5.00% 2053	20,455	22,126
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 5.00% 2022	890	914
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 5.75% 2032	12,715	13,041
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2015, 5.00% 2035	850	893
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2012, 6.00% 2042	16,450	16,867

266	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Ohio (continued)
Southeastern Ohio Port Auth., Hospital Facs. Rev. Ref. and Improvement Bonds (Memorial Health System Obligated Group Project), Series 2015, 5.00% 2043	$3,965	$4,136
Southern Ohio Port Auth., Exempt Fac. Rev. Bonds (PureCycle Project), Series 2020-A, AMT, 7.00% 2042[2]	500	562
County of Warren, Healthcare Facs., Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2016-A, 5.00% 2040	1,575	1,761
		391,035

Oklahoma 0.16%
County of Comanche, Hospital Auth., Hospital Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,070	1,145
Dev. Fin. Auth., Health System Rev. Bonds (OU Medicine Project), Series 2018-B, 5.50% 2057	3,765	4,517
Dev. Fin. Auth., Rev. Bonds (Oklahoma Proton Center), Series 2021-A-1, 7.25% 2051[2]	3,500	4,084
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.00% 2037[6]	325	—	[11]
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.00% 2047[6]	1,132	1
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.00% 2052[6]	586	1
Dev. Fin. Auth., Rev. Bonds (Provident Education Resources, Inc. - Cross Village Student Housing Project), Series 2017-A, 5.25% 2057[6]	2,054	2
Trustees of the Tulsa Airports Improvement Trust, General Airport Rev. Bonds, Series 2015-A, AMT, BAM insured, 5.00% 2035 (preref. 2024)	1,000	1,087
Trustees of the Tulsa Airports Improvement Trust, General Airport Rev. Bonds, Series 2015-A, AMT, BAM insured, 5.00% 2045 (preref. 2024)	2,480	2,695
Trustees of the Tulsa Municipal Airport Trust, Rev. Ref. Bonds (AMR Corp. Guaranteed), Series 2001-B, AMT, 5.50% 2035	4,000	4,195
Trustees of the Tulsa Municipal Airport Trust, Rev. Ref. Bonds (AMR Corp. Guaranteed), Series 2013-B, AMT, 5.50% 2035	520	545
		18,272

Oregon 0.42%
Business Dev. Commission, Econ. Dev. Rev. Bonds (Red Rock Biofuels LLC Clean Energy Project), Series 2017-A-248, AMT, 6.50% 2031[2,6]	100	6
County of Clackamas, Hospital Facs. Auth., Rev. Senior Living Bonds (Rose Villa, Inc. Obligated Group), Series 2020-A, 5.125% 2040	625	677
County of Clackamas, Hospital Facs. Auth., Rev. Senior Living Bonds (Rose Villa, Inc. Obligated Group), Series 2020-A, 5.25% 2050	1,000	1,082
County of Clackamas, Hospital Facs. Auth., Rev. Senior Living Bonds (Rose Villa, Inc. Obligated Group), Series 2020-A, 5.375% 2055	1,000	1,084
Facs. Auth., Rev. Ref. Bonds (Samaritan Health Services Project), Series 2020-A, 5.00% 2040	2,250	2,709
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-E, AMT, 3.50% 2040	1,535	1,597
County of Multnomah, Hospital Facs. Auth., Rev. and Rev. Ref. Green Bonds (Exempt Terwilliger Plaza - Parkview Project), Series 2021-A, 4.00% 2051	1,020	1,048
County of Multnomah, Hospital Facs. Auth., Rev. and Rev. Ref. Green Bonds (Exempt Terwilliger Plaza - Parkview Project), Series 2021-A, 4.00% 2056	2,600	2,662
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.125% 2035	2,340	2,396
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.375% 2045	1,500	1,535
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2015-A, 5.50% 2050	5,080	5,208
County of Polk, Hospital Fac. Auth., Rev. Bonds (Dallas Retirement Village Project), Series 2020-A, 5.125% 2055	6,200	6,313
Port of Portland, Portland International Airport Rev. Bonds, Series 27-A, AMT, 4.00% 2050	2,440	2,663
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2033	550	621
City of Salem, Hospital Fac. Auth., Rev. Bonds (Capital Manor Project), Series 2018, 5.00% 2048	1,100	1,222
County of Yamhill, Hospital Auth., Rev. and Rev. Ref. Bonds (Friendsview Retirement Community), Series 2016-A, 5.00% 2046	1,835	1,963
County of Yamhill, Hospital Auth., Rev. Bonds (Friendsview Retirement Community), Series 2021-B-3, 1.75% 2026	2,500	2,482
County of Yamhill, Hospital Auth., Rev. Bonds (Friendsview Retirement Community), Series 2021-B-1, 2.50% 2028	2,000	1,978
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-B-2, 2.125% 2027	1,750	1,720
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2036	2,000	2,324

American Funds Tax-Exempt Funds	267

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Oregon (continued)
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2046	$2,420	$2,750
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2051	1,620	1,836
County of Yamhill, Hospital Auth., Rev. Ref. Bonds (Friendsview Retirement Community), Series 2021-A, 5.00% 2056	2,500	2,813
		48,689

Pennsylvania 5.54%
County of Allegheny, Hospital Dev. Auth. Rev. Bonds (Allegheny Health Network Obligated Group Issue), Series 2018-A, 5.00% 2033	3,500	4,145
County of Allegheny, Hospital Dev. Auth., Rev. Bonds (University of Pittsburgh Medical Center Issue), Series 2007-A-1, (3-month USD-LIBOR x 0.67 + 0.82%) 0.908% 2037[4]	7,030	7,006
Allentown City School Dist., Unlimited Tax G.O. Bonds, Series 2018, BAM insured, 5.00% 2028	2,500	2,965
City of Allentown, Neighborhood Improvement Zone Dev. Auth., Tax Rev. Bonds (City Center Project), Series 2018, 5.00% 2042[2]	1,500	1,700
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2022	160	164
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2027	2,210	2,496
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2035	4,675	5,034
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2036	1,835	1,974
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 3.75% 2042	1,560	1,521
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 4.00% 2047	6,665	6,617
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2047	17,005	18,071
County of Berks, Industrial Dev. Auth., Health System Rev. Bonds (Tower Health Project), Series 2017, 5.00% 2050	9,390	9,949
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-A, 5.00% 2032	350	396
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2018, 5.00% 2038	1,000	1,099
County of Berks, Industrial Dev. Auth., Healthcare Facs. Rev. Bonds (The Highlands at Wyomissing), Series 2017-C, 5.00% 2042	1,000	1,082
County of Berks, Municipal Auth., Rev. Bonds (The Reading Hospital and Medical Center Project), Series 2012-A, 4.50% 2041	100	100
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2027	2,065	2,307
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2028	800	906
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2029	1,500	1,721
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2030	800	928
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2031	700	818
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-A, 5.00% 2032	750	883
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-B-2, 5.00% 2040 (put 2027)	12,960	14,301
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-B-3, 5.00% 2040 (put 2030)	11,835	13,508
County of Berks, Municipal Auth., Rev. Bonds (Tower Health Project), Series 2020-B-1, 5.00% 2040 (put 2025)	6,685	7,153
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2036	1,200	1,455
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2037	2,565	3,107
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2038	2,725	3,294
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2039	2,925	3,531
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2040	3,000	3,615
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2041	2,130	2,563
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 4.00% 2046	3,495	3,810
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 4.00% 2051	5,180	5,623
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (Grand View Hospital), Series 2021, 5.00% 2054	7,470	8,828
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2019, 4.00% 2050	2,500	2,752
County of Bucks, Industrial Dev. Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2021, 3.00% 2053	1,370	1,370
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2029	1,130	1,257
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2032	585	647
County of Bucks, Industrial Dev. Auth., Rev. Bonds (Pennswood Village Project), Series 2018-A, 5.00% 2033	415	458
County of Chester, Health and Education Facs. Auth., Rev. Bonds (Simpson Senior Services Project), Series 2015-A, 5.25% 2045	1,960	2,058
County of Chester, Industrial Dev. Auth., Rev. Bonds (Avon Grove Charter School Project), Series 2017-A, 5.00% 2047	1,160	1,294

268	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Chester, Industrial Dev. Auth., Rev. Bonds (Avon Grove Charter School Project), Series 2017-A, 5.00% 2051	$645	$718
County of Chester, Industrial Dev. Auth., Rev. Bonds (Woodlands Greystone Project), Series 2018, 4.375% 2028[2]	275	295
County of Chester, Industrial Dev. Auth., Rev. Bonds (Woodlands Greystone Project), Series 2018, 5.00% 2038[2]	1,562	1,733
County of Crawford, Hospital Auth., Rev. Bonds (Meadville Medical Center Project), Series 2016-A, 6.00% 2036	1,515	1,679
County of Crawford, Hospital Auth., Rev. Bonds (Meadville Medical Center Project), Series 2016-A, 6.00% 2046	7,500	8,235
County of Crawford, Hospital Auth., Rev. Bonds (Meadville Medical Center Project), Series 2016-A, 6.00% 2051	7,005	7,675
County of Cumberland, Municipal Auth., Rev. Bonds (Diakon Lutheran Social Ministries Project), Series 2016, 5.00% 2030	1,000	1,117
County of Cumberland, Municipal Auth., Rev. Bonds (Diakon Lutheran Social Ministries Project), Series 2016, 5.00% 2033	1,610	1,791
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 3.375% 2029	4,545	4,629
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2029	3,165	3,493
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2034	4,415	4,819
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2039	1,345	1,462
County of Cumberland, Municipal Auth., Rev. Ref. Bonds (Asbury Pennsylvania Obligated Group), Series 2019, 5.00% 2045	7,650	8,275
County of Dauphin, General Auth., Health System Rev. Bonds (Pinnacle Health System Project), Series 2016-A, 5.00% 2034	1,245	1,426
County of Dauphin, General Auth., Health System Rev. Bonds (Pinnacle Health System Project), Series 2016-A, 5.00% 2036	500	571
Delaware Valley Regional Fin. Auth., Local Government Rev. Bonds, Series 2007-C, (3-month USD-LIBOR x 0.67 + 0.75%) 0.864% 2037[4]	5,750	5,641
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2041	6,550	7,257
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2019-A, 4.00% 2045	2,850	3,027
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2016-A, 5.00% 2046	7,370	8,119
City of Doylestown, Hospital Auth., Rev. Bonds (Doylestown Hospital), Series 2019-A, 5.00% 2049	2,000	2,267
City of Dubois, Hospital Auth., Hospital Rev. Bonds (Penn Highlands Healthcare), Series 2021, 4.00% 2051	1,500	1,642
East Hempfield Township, Industrial Dev. Auth., Rev. Bonds (Student Services, Inc. Student Housing Project at Millersville University of Pennsylvania), Series 2014, 5.00% 2046 (preref. 2024)	1,500	1,638
Econ. Dev. Fncg. Auth., Exempt Facs. Rev. Ref. Bonds (National Gypsum Co.), Series 2014, AMT, 5.50% 2044	4,500	4,746
Econ. Dev. Fncg. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2008, 0.40% 2023	3,800	3,736
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2029	5,000	5,737
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2034	16,300	18,719
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2038	14,490	16,596
Econ. Dev. Fncg. Auth., Private Activity Rev. Bonds (The Pennsylvania Rapid Bridge Replacement Project), Series 2015, AMT, 5.00% 2042	1,000	1,141
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Consol Energy Inc. Project), Series 2021-A, 9.00% 2051 (put 2028)[2]	9,750	11,765
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.58% 2037 (put 2024)	1,600	1,580
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2021-A, AMT, (SIFMA Municipal Swap Index + 0.40%) 0.46% 2041 (put 2024)[4]	10,855	10,811
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2011, AMT, 2.15% 2041 (put 2024)	3,500	3,588
Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Green Bonds (Covanta Project), Series 2019, AMT, 3.25% 2039[2]	5,750	5,795
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2029	300	362
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2031	525	638
Erie County School Dist., Limited Tax G.O. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2034	825	999
Fncg. Auth., Rev. Bonds (Tobacco Master Settlement Payment), Series 2018, 5.00% 2035	2,500	2,949
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven Inc. Project), Series 2018, 5.00% 2038	500	546

American Funds Tax-Exempt Funds	269

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven Inc. Project), Series 2019, 5.00% 2039	$385	$420
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven Inc. Project), Series 2018, 5.00% 2043	1,000	1,085
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven Inc. Project), Series 2018, 5.00% 2048	1,300	1,405
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven Inc. Project), Series 2019, 5.00% 2049	510	551
County of Franklin, Industrial Dev. Auth., Rev. Bonds (Menno-Haven Inc. Project), Series 2018, 5.00% 2053	2,150	2,319
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2028	550	645
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2020, 2.45% 2041	3,115	3,028
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.625% 2042	3,285	3,188
Higher Education Assistance Agcy., Education Loan Rev. Bonds, Series 2021-B, AMT, 3.125% 2048	1,000	947
Higher Educational Facs. Auth., Health System Rev. Bonds (University of Pennsylvania Health System), Series 2017-A, 5.00% 2042	1,000	1,171
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-B, 5.00% 2032	1,000	1,272
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 5.00% 2038	1,600	1,989
Higher Educational Facs. Auth., Health System Rev. Ref. Bonds (University of Pennsylvania Health System), Series 2021-A, 5.00% 2044	565	694
Higher Educational Facs. Auth., Rev. Bonds (Shippensburg University Student Services, Inc. Student Housing Project at Shippensburg University of Pennsylvania), Series 2012, 5.00% 2044 (preref. 2022)	2,760	2,841
Higher Educational Facs. Auth., Rev. Bonds (Thomas Jefferson University), Series 2015-A, 5.25% 2050	2,400	2,665
Higher Educational Facs. Auth., Student Housing Rev. Bonds (University Properties, Inc. Student Housing Project at East Stroudsburg University of Pennsylvania), Series 2016-A, 5.00% 2026	570	635
Higher Educational Facs. Auth., Student Housing Rev. Bonds (University Properties, Inc. Student Housing Project at East Stroudsburg University of Pennsylvania), Series 2016-A, 5.00% 2031	1,450	1,587
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2019-128-A, AMT, 4.75% 2033	5,215	5,555
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-124-A, AMT, 4.00% 2038	3,380	3,503
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-123-A, AMT, 4.00% 2039	1,465	1,520
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-137, 3.00% 2051	2,605	2,744
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051	1,565	1,634
City of Lancaster, Industrial Dev. Auth., Health Center Rev. Ref. Bonds (Landis Homes Retirement Community Project), Series 2021, 4.00% 2051	555	580
City of Lancaster, Industrial Dev. Auth., Health Center Rev. Ref. Bonds (Landis Homes Retirement Community Project), Series 2021, 4.00% 2056	2,850	2,967
County of Lancaster, Hospital Auth., Rev. Bonds (Saint Anne’s Retirement Community, Inc. Project), Series 2020, 5.00% 2040	2,250	2,499
County of Lancaster, Hospital Auth., Rev. Bonds (Saint Anne’s Retirement Community, Inc. Project), Series 2020, 5.00% 2045	2,150	2,372
County of Lancaster, Hospital Auth., Rev. Bonds (Saint Anne’s Retirement Community, Inc. Project), Series 2020, 5.00% 2050	4,650	5,119
County of Lehigh, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (PPL Electric Utilities Corp. Project), Series 2016-B, 1.80% 2027 (put 2022)	500	503
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 4.00% 2047	3,500	3,860
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 5.00% 2052	8,000	9,612
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 3.25% 2055	12,000	11,734
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 4.00% 2056	19,500	21,064
County of Montgomery, Higher Education and Health Auth., Rev. Ref. Bonds (Philadelphia Presbytery Homes, Inc. Project), Series 2017, 5.00% 2032	340	376
County of Montgomery, Higher Education and Health Auth., Rev. Ref. Bonds (Philadelphia Presbytery Homes, Inc. Project), Series 2017, 5.00% 2037	780	858
County of Montgomery, Higher Education and Health Auth., Rev. Ref. Bonds (Philadelphia Presbytery Homes, Inc. Project), Series 2017, 5.00% 2047	6,055	6,614
County of Montgomery, Higher Education and Health Auth., Rev. Ref. Bonds (Philadelphia Presbytery Homes, Inc. Project), Series 2017, 4.00% 2048	395	421
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2028	1,500	1,671
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2030	5,185	5,779
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2036	10,895	12,143

270	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2045	$12,650	$14,102
County of Montgomery, Industrial Dev. Auth., Health Systems Rev. Bonds (Albert Einstein Healthcare Network Issue), Series 2015-A, 5.25% 2046	2,060	2,294
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2033	3,360	3,871
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2016, 5.00% 2036	4,250	4,875
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2027 (preref. 2022)	2,500	2,533
County of Montgomery, Industrial Dev. Auth., Retirement Communities Rev. Ref. Bonds (ACTS Retirement - Life Communities, Inc. Obligated Group), Series 2012, 5.00% 2028 (preref. 2022)	2,800	2,837
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-C, 4.00% 2043	500	561
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Lifespace Communities, Inc.), Series 2020-C, 5.00% 2045	1,240	1,458
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights, Ltd.), Series 2019, 5.00% 2044	1,250	1,406
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2016-A, 5.00% 2046	1,000	1,131
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.111% 2048 (put 2022)[4]	600	603
County of Northampton, Industrial Dev. Auth., Rev. Bonds (Morningstar Senior Living, Inc.), Series 2019, 5.00% 2039	1,500	1,673
County of Northampton, Industrial Dev. Auth., Rev. Bonds (Morningstar Senior Living, Inc.), Series 2019, 5.00% 2044	3,725	4,128
County of Northampton, Industrial Dev. Auth., Rev. Bonds (Morningstar Senior Living, Inc.), Series 2019, 5.00% 2049	4,200	4,641
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2028	1,000	1,176
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2017, 5.00% 2033	3,500	4,067
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2036	3,885	3,960
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Hospital Rev. Bonds (Temple University Health System Obligated Group), Series 2012-A, 5.625% 2042	14,190	14,468
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School II Project), Series 2020-A, 5.00% 2030	525	599
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School II Project), Series 2020-A, 5.00% 2040	620	726
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School II Project), Series 2020-A, 5.00% 2050	1,050	1,213
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2030	2,400	2,745
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2040	4,020	4,708
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2050	7,240	8,369
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Mast Community Charter School III Project), Series 2021, 5.00% 2054	5,245	6,039
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Philadelphia Electrical and Technology Charter School Project), Series 2021-A, 4.00% 2041	750	798
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Philadelphia Electrical and Technology Charter School Project), Series 2021-A, 4.00% 2051	1,600	1,675
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Philadelphia Performing Arts String Theory Charter School), Series 2020, 5.00% 2040[2]	785	894
City of Philadelphia, Industrial Dev. Auth., Charter School Rev. Bonds (Philadelphia Performing Arts String Theory Charter School), Series 2020, 5.00% 2050[2]	1,700	1,913
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Independence Charter School West), Series 2019, 4.00% 2029	350	371
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Independence Charter School West), Series 2019, 5.00% 2039	500	540

American Funds Tax-Exempt Funds	271

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Pennsylvania (continued)
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (Independence Charter School West), Series 2019, 5.00% 2050	$1,375	$1,467
City of Philadelphia, Industrial Dev. Auth., Rev. Bonds (University of the Sciences), Series 2017, 5.00% 2047	3,425	3,834
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2028	6,100	7,035
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2028	745	892
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2029	4,500	5,179
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2030 (preref. 2026)	10	12
Philadelphia School Dist., G.O. Bonds, Series 2018-A, 5.00% 2034	1,270	1,524
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2036	1,000	1,144
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2037	1,500	1,713
Philadelphia School Dist., G.O. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,193
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2038	1,000	1,140
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2007-A, FGIC-National insured, 5.00% 2034	3,000	4,099
Public School Building Auth., School Lease Rev. Ref. Bonds (Philadelphia School Dist. Project), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2030	5,000	5,840
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2027	275	321
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2028	275	322
Reading School Dist., G.O. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2038	1,000	1,158
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2034	825	959
Scranton School Dist., G.O. Bonds, Series 2017-E, BAM insured, 5.00% 2035	750	871
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-A, AMT, 5.00% 2023	4,120	4,255
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-A, AMT, 5.00% 2027	13,360	13,778
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2012-B, 4.00% 2033	650	659
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2035	4,685	5,320
Susquehanna Area Regional Airport Auth., Airport System Rev. Bonds, Series 2017, AMT, 5.00% 2038	7,260	8,220
Turnpike Commission, Turnpike Rev. Bonds, Series 2017-B-2, Assured Guaranty Municipal insured, 5.00% 2033	1,000	1,177
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2043	340	380
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2044	425	473
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2044	4,750	5,763
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2045	470	521
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2046	510	566
Turnpike Commission, Turnpike Rev. Bonds, Series 2019-A, 5.00% 2049	1,425	1,722
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-A, 4.00% 2050	1,000	1,118
County of Washington, Redev. Auth., Redev. Rev. Ref. Bonds (Victory Centre Tax Increment Fncg. Project), Series 2018, 4.00% 2023	380	386
County of Washington, Redev. Auth., Redev. Rev. Ref. Bonds (Victory Centre Tax Increment Fncg. Project), Series 2018, 5.00% 2028	850	915
County of Westmoreland, Industrial Dev. Auth., Health System Rev. Bonds (Excela Health Project), Series 2020-A, 4.00% 2025	900	978
County of Westmoreland, Industrial Dev. Auth., Health System Rev. Bonds (Excela Health Project), Series 2020-A, 4.00% 2037	1,400	1,590
Wilkes-Barre Area School Dist., G.O. Bonds, Series 2019, BAM insured, 5.00% 2059	2,000	2,380
		638,571

Puerto Rico 5.38%
Aqueduct and Sewer Auth., Rev. Bonds, Series 2012-A, 5.25% 2042	805	820
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 4.00% 2023[2]	3,000	3,134
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2024[2]	1,700	1,859
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2025[2]	7,790	8,785
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2022-A, 5.00% 2033[2]	11,420	14,110
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2021-A, 5.00% 2033[2]	485	603
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2035[2]	21,250	25,742
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2022-A, 5.00% 2037[2]	12,595	15,462
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2021-A, 5.00% 2037[2]	450	553
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2021-B, 4.00% 2042[2]	41,960	47,214
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2022-A, 4.00% 2042[2]	12,840	14,381
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2021-A, 4.00% 2042[2]	260	293
Aqueduct and Sewer Auth., Rev. Ref. Bonds, Series 2020-A, 5.00% 2047[2]	14,500	17,024
Children’s Trust, Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2008-A, 0% 2057	75,000	5,401
Electric Power Auth., Power Rev. Bonds, Series 2010-ZZ, 5.00% 2022[6]	250	258
Electric Power Auth., Power Rev. Bonds, Series 2007-TT, 5.00% 2023[6]	235	243
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.375% 2023[6]	235	244

272	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Puerto Rico (continued)
Electric Power Auth., Power Rev. Bonds, Series 2005-SS, National insured, 5.00% 2024	$1,420	$1,453
Electric Power Auth., Power Rev. Bonds, Series 2010-ZZ, 5.25% 2024[6]	2,610	2,705
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.375% 2024[6]	6,815	7,071
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2026[6]	340	352
Electric Power Auth., Power Rev. Bonds, Series 2010-AAA, 5.25% 2026[6]	165	171
Electric Power Auth., Power Rev. Bonds, Series 2010-CCC, 5.00% 2027[6]	355	367
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2027[6]	320	332
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.50% 2027[6]	3,000	3,112
Electric Power Auth., Power Rev. Bonds, Series 2005-RR, Assured Guaranty insured, 5.00% 2028	3,100	3,164
Electric Power Auth., Power Rev. Bonds, Series 2010-AAA, 5.25% 2028[6]	20	20
Electric Power Auth., Power Rev. Bonds, Series 2012-A, 5.00% 2029[6]	125	129
Electric Power Auth., Power Rev. Bonds, Series 2005-SS, Assured Guaranty Municipal insured, 5.00% 2030	185	189
Electric Power Auth., Power Rev. Bonds, Series 2010-AAA, 5.25% 2030[6]	110	114
Electric Power Auth., Power Rev. Bonds, Series 2007-TT, 5.00% 2032[6]	4,055	4,187
Electric Power Auth., Power Rev. Bonds, Series 2013-A, 7.00% 2033[6]	300	319
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2035[6]	250	259
Electric Power Auth., Power Rev. Bonds, Series 2007-TT, 5.00% 2037[6]	4,115	4,249
Electric Power Auth., Power Rev. Bonds, Series 2008-WW, 5.50% 2038[6]	2,150	2,236
Electric Power Auth., Power Rev. Bonds, Series 2010-XX, 5.25% 2040[6]	18,475	19,145
Electric Power Auth., Power Rev. Bonds, Series 2013-A, 7.00% 2040[6]	4,500	4,781
Electric Power Auth., Power Rev. Bonds, Series 2012-A, 5.00% 2042[6]	10,120	10,449
Electric Power Auth., Power Rev. Bonds, Series 2012-A, 5.05% 2042[6]	1,885	1,946
Electric Power Auth., Power Rev. Ref. Bonds, Series 2010-DDD, Assured Guaranty Municipal insured, 3.65% 2024	120	121
Electric Power Auth., Power Rev. Ref. Bonds, Series 2007-UU, Assured Guaranty Municipal insured, (3-month USD-LIBOR x 0.67 + 0.52%) 0.663% 2029[4]	14,865	15,031
Electric Power Auth., Power Rev. Ref. Bonds, Series 2007-VV, National insured, 5.25% 2030	475	496
Electric Power Auth., Power Rev. Ref. Bonds, Series 2003-NN, National insured, 4.75% 2033	1,870	1,905
G.O. Bonds, Series 2006-B, 5.00% 2035[6]	100	98
G.O. Bonds, Series 2014-A, 8.00% 2035[6]	860	766
G.O. Public Improvement Bonds, Series 2006-A, 5.25% 2023[6]	220	217
G.O. Public Improvement Bonds, Series 2005-A, 5.00% 2024[6]	135	133
G.O. Public Improvement Bonds, Series 2007-A, 5.00% 2025[6]	150	148
G.O. Public Improvement Bonds, Series 2005-A, 5.00% 2025[6]	115	113
G.O. Public Improvement Bonds, Series 2001-A, 5.50% 2029[6]	145	144
G.O. Public Improvement Bonds, Series 2011-E, 5.375% 2030[6]	150	145
G.O. Public Improvement Bonds, Series 2001-A, 5.125% 2031[6]	5,015	5,046
G.O. Public Improvement Bonds, Series 2011-E, 5.625% 2032[6]	45	45
G.O. Public Improvement Bonds, Series 2004-A, 5.00% 2033[6]	310	305
G.O. Public Improvement Bonds, Series 2008-A, 5.375% 2033[6]	210	206
G.O. Public Improvement Bonds, Series 2007-A, 5.25% 2037[6]	2,250	2,278
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.125% 2012[6]	100	91
G.O. Public Improvement Rev. Ref. Bonds, Series 2007-A-1, 5.25% 2016[6]	150	147
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-B, 3.90% 2017[6]	3,085	2,800
G.O. Public Improvement Rev. Ref. Bonds, Series 2007-A-1, 5.50% 2017[6]	210	206
G.O. Public Improvement Rev. Ref. Bonds, Series 2008-A, 4.75% 2018[6]	250	242
G.O. Public Improvement Rev. Ref. Bonds, Series 2002-A, 5.50% 2019[6]	100	98
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.00% 2020[6]	500	456
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.00% 2020[6]	115	104
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.00% 2021[6]	535	488
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.00% 2021[6]	115	104
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2021[6]	2,710	2,537
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2021[6]	135	125
G.O. Public Improvement Rev. Ref. Bonds, Series 2008-A, 5.00% 2021[6]	100	97
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.125% 2022[6]	365	337
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2022[6]	2,235	2,095
G.O. Public Improvement Rev. Ref. Bonds, Series 2006-A, 5.25% 2022[6]	140	138
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.25% 2023[6]	7,370	6,983
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.00% 2024[6]	285	254
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.50% 2025[6]	310	288
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.50% 2026[6]	1,755	1,667
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.50% 2026[6]	100	94
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-B, 4.10% 2028[6]	1,030	935
G.O. Public Improvement Rev. Ref. Bonds, Series 2011-A, 6.00% 2028[6]	400	396

American Funds Tax-Exempt Funds	273

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Puerto Rico (continued)
G.O. Public Improvement Rev. Ref. Bonds, Series 2005-A, 5.00% 2029[6]	$130	$128
G.O. Public Improvement Rev. Ref. Bonds, Series 2011-E, 5.375% 2030[6]	8,735	8,626
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.75% 2031[6]	125	114
G.O. Public Improvement Rev. Ref. Bonds, Series 2011-C, 5.75% 2032[6]	165	158
G.O. Public Improvement Rev. Ref. Bonds, Series 2011-C, 5.75% 2032[6]	100	94
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2033[6]	300	276
G.O. Public Improvement Rev. Ref. Bonds, Series 2014-A, 8.00% 2035[6]	2,500	2,256
G.O. Public Improvement Rev. Ref. Bonds, Series 2011-C, 5.75% 2036[6]	3,115	2,909
G.O. Public Improvement Rev. Ref. Bonds, Series 2011-C, 5.75% 2036[6]	245	224
G.O. Public Improvement Rev. Ref. Bonds, Series 2009-B, 5.875% 2036[6]	100	99
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.125% 2037[6]	1,045	963
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.50% 2039[6]	7,660	7,277
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.50% 2039[6]	585	549
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.00% 2041[6]	46,290	42,240
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2041[6]	1,698	1,528
Highways and Transportation Auth., Highway Rev. Ref. Bonds, Series 2003-AA-1, Assured Guaranty Municipal insured, 4.95% 2026	490	494
Highways and Transportation Auth., Transportation Rev. Bonds, Series 2004-J, National insured, 5.00% 2029	1,075	1,092
Highways and Transportation Auth., Transportation Rev. Ref. Bonds, Series 2007-N, AMBAC insured, 7.341% 2028[4]	8,535	8,205
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2006, 5.00% 2026	755	759
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2012, 5.00% 2027	6,200	6,292
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2002, 5.50% 2031	6,815	6,849
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2012, 5.125% 2032	3,750	3,809
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2006, 5.00% 2036	520	523
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Ana G. Méndez University System Project), Series 2012, 5.375% 2042	6,455	6,568
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2022	1,000	1,024
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2031	1,700	1,732
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2023	960	964
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2024	325	326
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.00% 2026	825	828
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.125% 2027	995	1,001
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 4.375% 2031	1,525	1,539
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (University of the Sacred Heart Project), Series 2012, 5.00% 2042	1,650	1,679
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2022	1,500	1,536
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2023	1,600	1,687
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2004, National insured, 4.25% 2024	550	551
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2024	1,700	1,838
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2025	1,800	1,992
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2026	1,900	2,147
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2027	1,900	2,187

274	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Puerto Rico (continued)
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2028	$2,000	$2,340
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2004, National insured, 4.50% 2029	2,230	2,236
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2034	2,200	2,588
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. Bonds (Inter American University of Puerto Rico Project), Series 2019, 5.00% 2044	2,500	2,899
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 5.00% 2031	170	210
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 5.00% 2033	205	251
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 4.00% 2038	450	499
Infrastructure Fncg. Auth., Special Tax Rev. Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2036	1,685	870
Infrastructure Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2005-C, AMBAC insured, 5.50% 2024	240	246
Public Building Auth., Government Facs. Rev. and Rev. Ref. Bonds, Series 2004-S-1, 5.25% 2033[6]	100	110
Public Building Auth., Government Facs. Rev. Bonds, Series 2011-S, 5.125% 2026[6]	100	107
Public Building Auth., Government Facs. Rev. Bonds, Series 2011-S, 5.65% 2028[6]	1,860	1,888
Public Building Auth., Government Facs. Rev. Bonds, Series 2012-N, 5.00% 2032[6]	590	640
Public Building Auth., Government Facs. Rev. Bonds, Series 2004-I, 5.00% 2036[6]	907	952
Public Building Auth., Government Facs. Rev. Ref. Bonds, Series 2009-P, 6.25% 2026[6]	105	118
Public Building Auth., Government Facs. Rev. Ref. Bonds, Series 2012-U, 5.25% 2042[6]	3,500	3,614
Public Building Auth., Government Facs. Rev. Ref. Bonds, Series 2012-U, 5.25% 2042[6]	315	321
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2047[4]	3,512	1,187
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2007-A, Class 2, AMBAC insured, 0% 2054[4]	22,487	5,408
Sales Tax Fncg. Corp., Sales Tax Rev. Bonds, Capital Appreciation Bonds, Series 2019, Class 2, 0% 2054[4]	84	20
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2019-A-2, 4.784% 2058	3,000	3,295
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2018-A-1, 5.00% 2058	5,527	6,157
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2024	269	256
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2029	498	418
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2031	641	501
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2033	149	108
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2046	239,434	78,037
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	338,775	79,784
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2023	1,000	995
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2024	875	868
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2025	675	668
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2026	520	513
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2030	1,269	1,247
University of Puerto Rico, University System Rev. Bonds, Series 2006-Q, 5.00% 2036	4,325	4,249
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2022	2,710	2,703
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-Q, 5.00% 2022	60	60
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2023	5,710	5,681
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2024	4,660	4,625
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, National insured, 5.00% 2024	50	51
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2025	470	465
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, National insured, 5.00% 2025	105	107
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2026	1,450	1,432
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2030	8,370	8,224
		620,766

Rhode Island 0.53%
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2030	500	572
Commerce Corp., Airport Rev. Bonds, Series 2016-D, 5.00% 2041	500	574
Health and Educational Building Corp., Educational Institution Rev. Bonds (St. George’s School Issue), Series 2021, 4.00% 2046	270	305
Health and Educational Building Corp., Educational Institution Rev. Bonds (St. George’s School Issue), Series 2021, 4.00% 2051	740	833

American Funds Tax-Exempt Funds	275

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Rhode Island (continued)
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2031	$1,500	$1,673
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Care New England Issue), Series 2016-B, 5.00% 2036	6,850	7,576
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2029	1,380	1,558
Health and Educational Building Corp., Hospital Fncg. Rev. Ref. Bonds (Lifespan Obligated Group Issue), Series 2016, 5.00% 2034	3,150	3,519
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 68-C, AMT, 3.50% 2039	4,305	4,436
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2029	330	398
Student Loan Auth., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.25% 2039	12,135	11,728
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2018-A, AMT, 3.50% 2034	4,275	4,316
Student Loan Auth., Student Loan Program Rev. Bonds, Series 2019-A, AMT, 2.875% 2035	2,865	2,854
Tobacco Settlement Fin. Corp., Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2007-A, 0% 2052	120,710	20,523
		60,865

South Carolina 1.49%
Connector 2000 Assn., Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2032	10,208	5,180
Connector 2000 Assn., Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2042	73,648	18,443
Connector 2000 Assn., Inc., Toll Road Rev. Bonds, Capital Appreciation Bonds, Series 2011-A-1, 0% 2051	25	3
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2016-B-2, AMT, 4.00% 2043	1,275	1,331
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050	3,430	3,717
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	2,970	3,124
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Bishop Gadsden Episcopal Retirement Community), Series 2019-A, 5.00% 2054	2,500	2,776
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Custodial Receipts), Series 2018, 5.00% 2036 (preref. 2026)[1,2]	3,000	3,461
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Custodial Receipts), Series 2018, 5.00% 2041 (preref. 2026)[1,2]	12,495	14,415
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Woodlands at Furman), Series 2020-A, 5.00% 2042	1,745	1,921
Jobs-Econ. Dev. Auth., Econ. Dev. Rev. Bonds (Woodlands at Furman), Series 2020-A, 5.00% 2054	1,155	1,260
Jobs-Econ. Dev. Auth., Educational Facs. Rev. Ref. Bonds (Green Charter School), Series 2021-A, 4.00% 2036[2]	1,000	1,049
Jobs-Econ. Dev. Auth., Educational Facs. Rev. Ref. Bonds (Green Charter School), Series 2021-A, 4.00% 2046[2]	1,150	1,184
Jobs-Econ. Dev. Auth., Educational Facs. Rev. Ref. Bonds (Green Charter School), Series 2021-A, 4.00% 2056[2]	1,425	1,463
Jobs-Econ. Dev. Auth., First Mortgage Health Care Facs. Rev. Ref. Bonds (The Lutheran Homes of South Carolina, Inc.), Series 2017, 5.00% 2042	1,855	1,899
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2036[2]	2,000	2,166
Jobs-Econ. Dev. Auth., Health Facs. Rev. Ref. Bonds (Wesley Commons), Series 2016, 5.00% 2041[2]	6,000	6,429
Jobs-Econ. Dev. Auth., Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2044	5,000	5,605
Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-A, 5.00% 2048	4,500	5,212
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Bonds (Episcopal Home Still Hopes), Series 2017, 5.00% 2047	4,700	5,045
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Bonds (Episcopal Home Still Hopes), Series 2017, 5.00% 2052	5,055	5,421
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Ref. Bonds (Episcopal Home Still Hopes), Series 2018-A, 5.00% 2032	2,135	2,304
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Ref. Bonds (Episcopal Home Still Hopes), Series 2018-A, 5.00% 2038	6,535	7,009
Jobs-Econ. Dev. Auth., Residential Facs. Rev. Ref. Bonds (Episcopal Home Still Hopes), Series 2018-A, 5.00% 2048	3,500	3,732
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)	2,500	2,632
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-A, 5.00% 2032	965	1,109
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2035	250	291
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2041	14,850	17,226
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2043 (preref. 2022)	3,670	3,726
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2046	100	113
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2013-E, 5.00% 2048	2,055	2,250
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.00% 2049	1,000	1,116
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-A, 5.50% 2054	2,950	3,322
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-A, 5.00% 2055	3,555	4,095
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2015-E, 5.25% 2055	10,280	12,133
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2016-B, 5.00% 2056	45	52
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-A, 5.00% 2029	15	17
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2016-C, 5.00% 2031	2,010	2,339
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2034	6,275	7,207

276	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
South Carolina (continued)
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-B, 5.00% 2038	$3,000	$3,349
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2014-C, 5.00% 2039	505	574
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2013-B, 5.125% 2043	2,215	2,435
County of Richland, The Village at Sandhill Improvement Dist., Rev. Ref. Assessment Bonds, Series 2021, 3.00% 2026[2]	905	892
County of Richland, The Village at Sandhill Improvement Dist., Rev. Ref. Assessment Bonds, Series 2021, 3.625% 2031[2]	1,000	971
County of Richland, The Village at Sandhill Improvement Dist., Rev. Ref. Assessment Bonds, Series 2021, 3.75% 2036[2]	1,270	1,218
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 4.00% 2037	445	510
		171,726

South Dakota 0.12%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-A, AMT, 4.00% 2044	435	448
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049	4,310	4,634
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-A, 3.00% 2051	4,970	5,200
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051	3,910	4,090
		14,372

Tennessee 0.20%
Chattanooga-Hamilton County Hospital Auth., Hospital Rev. Ref. Bonds (Erlanger Health System), Series 2014, 5.00% 2039	2,815	3,076
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, AMT, 4.00% 2045	455	472
Metropolitan Dev. and Housing Agcy., Tennessee Tax Increment Rev. Bonds (Fifth & Broadway Dev. Project), Series 2018, 5.125% 2036[2]	750	835
Metropolitan Government of Nashville and Davidson County, Industrial Dev. Board, Facs. Rev. Bonds (Waste Management, Inc. of Tennessee Project), Series 2001, AMT, 0.58% 2031 (put 2024)	700	691
Counties of Nashville and Davidson, Industrial Dev. Board, Special Assessment Rev. Bonds (South Nashville Central Business Improvement Dist.), Series 2021-A, 4.00% 2051[2]	1,460	1,452
Counties of Nashville and Davidson, Industrial Dev. Board, Special Assessment Rev. Bonds (South Nashville Central Business Improvement Dist.), Capital Appreciation Bonds, Series 2021-B, 0% 2043[2]	2,950	1,091
County of Shelby, Health, Educational and Housing Fac. Board, Residential Care Fac. Mortgage Rev. Ref. Bonds (Village at Germantown), Series 2012, 5.375% 2047 (preref. 2022)	2,185	2,270
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)	11,025	13,523
		23,410

Texas 5.19%
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Legacy Traditional Schools - Texas Project), Series 2021-A, 4.125% 2041	3,325	3,254
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Legacy Traditional Schools - Texas Project), Series 2021-A, 4.375% 2051	7,290	7,068
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Legacy Traditional Schools - Texas Project), Series 2021-A, 4.50% 2056	3,000	2,916
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 4.00% 2035	1,500	1,728
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 4.00% 2036	1,690	1,945
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Newman International Academy), Series 2021-A, 5.00% 2041	600	643
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Newman International Academy), Series 2021-A, 5.00% 2051	1,150	1,212
Arlington Higher Education Fin. Corp., Education Rev. Bonds (UME Preparatory Academy), Series 2017-A, 5.00% 2038	1,000	1,083
Arlington Higher Education Fin. Corp., Education Rev. Bonds (UME Preparatory Academy), Series 2017-A, 5.00% 2048	2,685	2,867
Arlington Higher Education Fin. Corp., Education Rev. Bonds (UME Preparatory Academy), Series 2017-A, 5.00% 2053	1,375	1,464
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 2.75% 2026	1,705	1,725
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2036	3,370	3,805
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2046	3,745	4,178
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2016-A, 5.00% 2051	4,100	4,569
Arlington Higher Education Fin. Corp., Education Rev. Ref. Bonds (Wayside Schools), Series 2021-A, 4.00% 2036	1,160	1,240

American Funds Tax-Exempt Funds	277

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Arlington Higher Education Fin. Corp., Education Rev. Ref. Bonds (Wayside Schools), Series 2021-A, 4.00% 2041	$610	$649
Arlington Higher Education Fin. Corp., Education Rev. Ref. Bonds (Wayside Schools), Series 2021-A, 4.00% 2046	860	909
City of Arlington, Special Tax Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2043	825	968
City of Baytown, Municipal Dev. Dist., Hotel Rev. Bonds (Baytown Convention Center Hotel), Series 2021-A, 4.00% 2050	2,875	3,022
City of Baytown, Municipal Dev. Dist., Hotel Rev. Bonds (Baytown Convention Center Hotel), Series 2021-B, 5.00% 2050[2]	2,155	2,272
County of Brazoria, Industrial Dev. Corp., Solid Waste Disposal Facs. Rev. Bonds (Gladieux Metals Recycling, LLC Project), Series 2020, 8.50% 2039[2]	17,000	17,405
Brazos Higher Education Auth., Inc., Student Loan Program Rev. Bonds, Series 2020-1-A, AMT, 2.35% 2040	640	642
Brazos Higher Education Auth., Inc., Student Loan Program Rev. Bonds, Series 2020-1-B, AMT, 3.00% 2040	1,800	1,639
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2016-B, 5.00% 2028	500	571
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2012, 5.00% 2032	2,400	2,451
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2013, 6.00% 2033	1,000	1,068
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Vanguard Academy, Inc.), Series 2021, 3.00% 2046	7,000	7,212
Conroe Local Government Corp., Hotel Rev. Bonds (Conroe Convention Center Hotel), Series 2021-A, 2.50% 2031	285	273
Conroe Local Government Corp., Hotel Rev. Bonds (Conroe Convention Center Hotel), Series 2021-B, 3.50% 2031	790	757
Conroe Local Government Corp., Hotel Rev. Bonds (Conroe Convention Center Hotel), Series 2021-A, 4.00% 2050	3,955	4,208
Conroe Local Government Corp., Hotel Rev. Bonds (Conroe Convention Center Hotel), Series 2021-B, 5.00% 2050	4,485	4,758
City of Crandall, Special Assessment Rev. Bonds (Cartwright Ranch Public Improvement Dist. Improvement Area 1 Project), Series 2021, 4.50% 2051[2]	1,000	1,003
City of Crandall, Special Assessment Rev. Bonds (Cartwright Ranch Public Improvement Dist. Major Improvement Area Project), Series 2021, 5.25% 2051[2]	500	508
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-A, 4.75% 2038	4,500	4,612
County of Fort Bend, Industrial Dev. Corp., Industrial Dev. Rev. Bonds (NRG Energy, Inc. Project), Series 2012-B, 4.75% 2042	5,000	5,125
County of Gregg, Health Facs. Dev. Corp., Hospital Rev. Bonds (Good Shepherd Health System Obligated Group), Series 2012-C, 3.82% 2025 (preref. 2022)	445	451
County of Gregg, Health Facs. Dev. Corp., Hospital Rev. Bonds (Good Shepherd Health System Obligated Group), Series 2012-C, 5.00% 2032 (preref. 2022)	925	942
Gulf Coast Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (CITGO Petroleum Corp. Project), Series 1995, AMT, 4.875% 2025	6,465	6,527
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2033	275	282
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2016, 5.00% 2037	2,960	3,225
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2038	510	522
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2013-A, 5.00% 2043	1,270	1,298
County of Harris, Cultural Education Facs. Fin. Corp., First Mortgage Rev. Bonds (Brazos Presbyterian Homes, Inc. Project), Series 2016, 5.00% 2048	23,205	25,070
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Young Men’s Christian Assn. of the Greater Houston Area), Series 2013-A, 5.00% 2033	1,400	1,428
County of Harris, Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Young Men’s Christian Assn. of the Greater Houston Area), Series 2013-A, 5.00% 2038	3,500	3,556
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2053	1,000	1,092
County of Harris, Sports Auth., Rev. Ref. Bonds, Series 2020-A, Assured Guaranty Municipal insured, 3.125% 2056	5,000	5,078
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049	2,985	3,222
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052	3,385	3,566
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)	835	815
City of Houston, Airport System Facs. Rev. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2021-B-1, AMT, 4.00% 2041	31,295	32,605
City of Houston, Airport System Facs. Rev. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2021-A, AMT, 4.00% 2041	18,565	19,339
City of Houston, Airport System Rev. Ref. Bonds, Series 2021-A, AMT, 4.00% 2046	3,000	3,299

278	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
City of Houston, Airport System Special Facs. Rev. Bonds (Continental Airlines, Inc. Terminal Improvement Projects), Series 2011, AMT, 6.50% 2030	$12,500	$12,574
City of Houston, Airport System Special Facs. Rev. Bonds (Continental Airlines, Inc. Terminal Improvement Projects), Series 2011, AMT, 6.625% 2038	3,000	3,018
City of Houston, Airport System Special Facs. Rev. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2018-C, AMT, 5.00% 2028	13,000	14,954
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal E Project), Series 2014, AMT, 4.75% 2024	8,600	8,996
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal E Project), Series 2014, AMT, 5.00% 2029	6,775	7,174
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2020-C, AMT, 5.00% 2027	7,700	8,750
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2020-A, AMT, 5.00% 2027	2,000	2,272
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2020-B-2, AMT, 5.00% 2027	1,000	1,136
City of Houston, Airport System Special Facs. Rev. Ref. Bonds (United Airlines, Inc. Terminal Improvement Projects), Series 2015-B-1, AMT, 5.00% 2030	8,000	8,644
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 3.00% 2032	500	527
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 3.00% 2033	310	327
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-A, 5.00% 2033	1,000	1,126
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-B, (SIFMA Municipal Swap Index + 1.11%) 1.16% 2044 (put 2023)[4]	1,350	1,351
City of Irving, Hospital Auth., Hospital Rev. Bonds (Baylor Scott & White Medical Center - Irving), Series 2017-A, 5.00% 2044	1,000	1,127
County of Jefferson, Port of Beaumont Navigation Dist., Dock and Wharf Fac. Rev. Bonds (Jefferson Gulf Coast Energy Project), Series 2020-A, 3.625% 2035[2]	2,095	2,115
County of Jefferson, Port of Beaumont Navigation Dist., Dock and Wharf Fac. Rev. Bonds (Jefferson Gulf Coast Energy Project), Series 2021-A, AMT, 2.75% 2036[2]	955	881
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2024	1,000	1,090
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2025	1,000	1,121
City of Kerrville, Health Facs. Dev. Corp., Hospital Rev. Bonds (Peterson Regional Medical Center Project), Series 2015, 5.00% 2030	3,450	3,844
Town of Little Elm, Spiritas Ranch Public Improvement Dist., Special Assessment Rev. Bonds, Series 2021, 5.375% 2051[2]	23,000	21,952
Love Field Airport Modernization Corp., General Airport Rev. Ref. Bonds, Series 2021, AMT, 4.00% 2039	1,000	1,137
County of Matagorda, Navigation Dist. No. 1, Pollution Control Rev. Ref. Bonds (AEP Texas Central Co. Project), Series 2005-A, AMBAC insured, 4.40% 2030	4,570	5,267
County of Matagorda, Navigation Dist. No. 1, Rev. Ref. Bonds (Houston Lighting & Power Co. Project), Series 1997, AMT, AMBAC insured, 5.125% 2028	1,945	2,323
Mission Econ. Dev. Corp., Rev. Bonds (Natgasoline Project), Series 2018, AMT, 4.625% 2031[2]	2,000	2,103
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-B, (SIFMA Municipal Swap Index + 0.55%) 0.61% 2027[4]	2,155	2,160
Municipal Gas Acquisition and Supply Corp. II, Gas Supply Rev. Bonds, Series 2007-A, (3-month USD-LIBOR x 0.66 + 0.69%) 0.823% 2027[4]	22,500	22,510
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2027	2,730	3,165
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2029	2,570	3,067
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2030	3,500	4,251
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2031	2,210	2,723
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2032	2,355	2,945
New Hope Cultural Education Facs. Fin. Corp., Education Rev. and Rev. Ref. Bonds (Junilee Academic Center), Series 2021, 4.00% 2036[2]	1,000	1,082
New Hope Cultural Education Facs. Fin. Corp., Education Rev. and Rev. Ref. Bonds (Junilee Academic Center), Series 2021, 4.00% 2041[2]	2,080	2,228
New Hope Cultural Education Facs. Fin. Corp., Education Rev. and Rev. Ref. Bonds (Junilee Academic Center), Series 2021, 4.00% 2046[2]	1,610	1,706
New Hope Cultural Education Facs. Fin. Corp., Education Rev. and Rev. Ref. Bonds (Junilee Academic Center), Series 2021, 4.00% 2051[2]	3,335	3,519

American Funds Tax-Exempt Funds	279

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
New Hope Cultural Education Facs. Fin. Corp., Education Rev. and Rev. Ref. Bonds (Junilee Academic Center), Series 2021, 4.00% 2056[2]	$3,010	$3,158
New Hope Cultural Education Facs. Fin. Corp., Education Rev. Bonds (Beta Foundation), Series 2019-A, 3.375% 2029[2]	510	519
New Hope Cultural Education Facs. Fin. Corp., Education Rev. Bonds (Beta Foundation), Series 2019-A, 5.00% 2039[2]	1,020	1,075
New Hope Cultural Education Facs. Fin. Corp., Education Rev. Bonds (Beta Foundation), Series 2019-A, 5.00% 2049[2]	2,290	2,399
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2030	1,000	1,104
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2035	500	548
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2040	790	863
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Morningside Ministries Project), Series 2020-A, 5.00% 2055	6,100	6,616
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2031 (preref. 2024)	1,170	1,312
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2036 (preref. 2024)	150	168
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (MRC Crestview Project), Series 2016, 5.00% 2046 (preref. 2024)	4,350	4,877
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Obligated Group), Series 2019, 5.00% 2050	1,180	1,203
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Obligated Group), Series 2019, 5.00% 2055	5,500	5,590
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Obligated Group), Series 2019, 5.00% 2039	1,000	1,034
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2035	100	104
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2043	3,700	3,809
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Wesleyan Homes, Inc. Project), Series 2014, 5.50% 2049	8,430	8,655
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2031	1,410	1,548
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2040	4,900	5,337
New Hope Cultural Education Facs. Fin. Corp., Senior Living Rev. Bonds (Wichita Falls Retirement Foundation Project), Series 2021, 4.00% 2031	1,680	1,802
New Hope Cultural Education Facs. Fin. Corp., Senior Living Rev. Bonds (Wichita Falls Retirement Foundation Project), Series 2021, 4.00% 2036	1,755	1,864
New Hope Cultural Education Facs. Fin. Corp., Senior Living Rev. Bonds (Wichita Falls Retirement Foundation Project), Series 2021, 4.00% 2041	1,750	1,837
New Hope Cultural Education Facs. Fin. Corp., Senior Living. Rev. Bonds (Sanctuary LTC Project), Series 2021, 5.50% 2057	2,500	2,450
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Corpus Christi II, LLC - Texas A&M University-Corpus Christi Project), Series 2016-A, 5.00% 2036 (preref. 2026)	2,030	2,328
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2032 (preref. 2027)	855	1,004
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2037 (preref. 2027)	2,810	3,298
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Island Campus, LLC - Texas A&M University-Corpus Christi Island Campus Project), Series 2017-A, 5.00% 2042 (preref. 2027)	7,405	8,692
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville II, LLC - Tarleton State University Project), Series 2014-A, 5.00% 2039	1,125	1,219
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville II, LLC - Tarleton State University Project), Series 2014-A, 5.00% 2046	4,600	4,983

280	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (CHF-Collegiate Housing Stephenville III, LLC - Tarleton State University Project), Series 2015-A, 5.00% 2035 (preref. 2025)	$1,000	$1,119
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (NCCD-Brenham Properties LLC - Blinn College Project), Series 2020-A, 5.00% 2040	1,300	1,449
New Hope Cultural Education Facs. Fin. Corp., Student Housing Rev. Bonds (NCCD-Brenham Properties LLC - Blinn College Project), Series 2020-A, 5.00% 2057	4,460	4,886
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.00% 2032 (preref. 2022)	750	762
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.00% 2037 (preref. 2022)	600	610
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.00% 2042 (preref. 2022)	1,000	1,017
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2018, 5.00% 2048	450	455
Newark Higher Education Fin. Corp., Education Rev. Bonds (Austin Achieve Public School, Inc.), Series 2017-A, 5.25% 2048 (preref. 2022)	3,460	3,520
Newark Higher Education Fin. Corp., Education Rev. Bonds (TLC Academy), Series 2021-A, 4.00% 2041	1,685	1,768
Newark Higher Education Fin. Corp., Education Rev. Bonds (TLC Academy), Series 2021-A, 4.00% 2051	1,300	1,346
Newark Higher Education Fin. Corp., Education Rev. Bonds (TLC Academy), Series 2021-A, 4.00% 2056	1,250	1,286
North Texas Tollway Auth., System Rev. and Rev. Ref. Bonds, Series 2017-A, 5.00% 2039	10,000	11,914
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	2,000	2,200
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	1,000	1,099
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2038	1,000	1,097
North Texas Tollway Auth., System Rev. Ref. First Tier Bonds, Series 2020-A, 3.00% 2038	3,000	3,144
City of Plano, Special Assessment Rev. Bonds (Collin Creek West Public Improvement Dist. Project), Series 2021, 4.00% 2051[2]	5,500	5,526
City of Plano, Special Assessment Rev. Bonds (Collin Creek West Public Improvement Dist. Project), Series 2021, 4.375% 2051[2]	14,000	13,592
Red River Education Fin. Corp., Higher Education Rev. Bonds (St. Edward’s University Project), Series 2016, 4.00% 2036	500	536
SA Energy Acquisition Public Fac. Corp., Gas Supply Rev. Bonds, Series 2007, 5.50% 2027	1,360	1,626
City of Sanger, Industrial Dev. Corp., Industrial Dev. Rev. Ref. Bonds (Texas Pellets Project), Series 2012-B, AMT, 8.00% 2038[6]	3,110	778
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2037	1,500	1,689
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2038	2,375	2,667
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	750	840
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2039	455	510
Surface Transportation Corp., Rev. Ref. Bonds (LBJ Infrastructure Group LLC I-635 Managed Lanes Project), Series 2020-A, 4.00% 2040	335	375
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 4.00% 2027	9,615	10,135
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 4.00% 2031	5,500	5,747
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 5.00% 2037	6,150	6,533
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Air Force Villages Obligated Group), Series 2016, 5.00% 2045	14,005	14,800
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2030	1,650	1,829
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2035	200	219
County of Tarrant, Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Barton Creek Senior Living Center, Inc. - Querencia Project), Series 2015, 5.00% 2040	1,655	1,807
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2032	5,000	5,456
Transportation Commission, Central Texas Turnpike System Rev. Ref. Bonds, Series 2015-C, 5.00% 2037	5,000	5,457
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2041	430	195

American Funds Tax-Exempt Funds	281

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Texas (continued)
Transportation Commission, State Highway 249 System First Tier Toll Rev. Bonds, Capital Appreciation Bonds, Series 2019-A, 0% 2042	$2,370	$1,015
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2028	17,800	15,762
Turnpike Auth., Central Texas Turnpike System, Rev. Bonds, Capital Appreciation Bonds, Series 2002-A, AMBAC insured, 0% 2029	8,500	7,329
Board of Regents of the University of Texas System, Rev. Fncg. System Bonds, Series 2020-A, 5.00% 2050	1,300	1,906
		598,628

United States 0.14%
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class AUS, 3.40% 2036	2,066	2,270
Freddie Mac, Multi Family Mortgage Bonds, Series 2021-ML-10, Class XUS, 2.055% 2038[2,4]	28,113	5,627
Freddie Mac, Multi Family Mortgage Certs., Series 2019-ML-06, Class XUS, interest only, 1.132% 2037[3,4]	60,951	6,106
Freddie Mac, Multi Family Mortgage Green Bonds, Series 2021-ML-10, Class AUS, 2.032% 2038[2]	2,645	2,521
		16,524

Utah 1.18%
Charter School Fin. Auth., Charter School Rev. Bonds (Bridge Elementary Project), Series 2021-A, 4.00% 2041[2]	895	883
Charter School Fin. Auth., Charter School Rev. Bonds (Bridge Elementary Project), Series 2021-A, 4.25% 2051[2]	1,315	1,293
Charter School Fin. Auth., Charter School Rev. Ref. Bonds (Early Light Academy), Series 2017, 5.00% 2046[2]	7,405	7,986
Gateway at Sand Hollow Public Infrastructure Dist. No. 1, G.O. Limited Tax Bonds, Series 2021-A, 5.50% 2051[2]	10,000	9,735
Hideout Local Dist. No. 1, Special Assessment Bonds, Series 2017, 6.75% 2037[2]	24,910	25,596
MIDA Mountain Village Public Infrastructure Dist., Special Assessment Rev. Bonds (Mountain Village Assessment Area No. 2), Series 2021, 4.00% 2050[2]	10,730	10,778
MIDA Mountain Village Public Infrastructure Dist., Special Assessment Rev. Bonds (Mountain Village Assessment Area), Series 2020-A, 5.00% 2050	7,250	7,933
Military Installation Dev. Auth., Tax Allocation and Hotel Tax Rev. Bonds, Series 2021-A-1, 4.00% 2036	1,000	982
Military Installation Dev. Auth., Tax Allocation and Hotel Tax Rev. Bonds, Series 2021-A-1, 4.00% 2041	1,830	1,761
Military Installation Dev. Auth., Tax Allocation and Hotel Tax Rev. Bonds, Series 2021-A-1, 4.00% 2052	15,080	13,760
Military Installation Dev. Auth., Tax Allocation Rev. Bonds, Series 2021-A-2, 4.00% 2041	4,170	3,907
Payson City, Red Bridge Public Infrastructure Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 3.625% 2035[2]	600	602
Payson City, Red Bridge Public Infrastructure Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 4.125% 2041[2]	1,000	1,005
Payson City, Red Bridge Public Infrastructure Dist. No. 1, Limited Tax G.O. Bonds, Series 2021-A, 4.375% 2051[2]	2,120	2,136
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-A, AMT, 5.00% 2051	11,000	13,107
UIPA Crossroads Public Infrastructure Dist., Tax Differential Rev. Bonds, Series 2021, 4.125% 2041[2]	5,000	4,879
UIPA Crossroads Public Infrastructure Dist., Tax Differential Rev. Bonds, Series 2021, 4.375% 2052[2]	30,560	29,633
		135,976

Vermont 0.21%
Econ. Dev. Auth., Mortgage Rev. Bonds (Wake Robin Corp. Project), Series 2021-A, 4.00% 2037	3,940	4,200
Econ. Dev. Auth., Mortgage Rev. Bonds (Wake Robin Corp. Project), Series 2021-A, 4.00% 2045	2,850	2,966
Econ. Dev. Auth., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2013, AMT, 4.625% 2036 (put 2028)[2]	250	286
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2025	300	331
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2026	500	563
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2026	125	141
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2027	300	336
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 5.00% 2028	500	556
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 3.625% 2029	545	561
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 3.75% 2030	435	448
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2030	550	653
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 4.00% 2031	280	290
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 5.00% 2031	550	659
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 4.00% 2032	220	227
Student Assistance Corp., Education Loan Rev. Bonds, Series 2019-A, AMT, 3.00% 2035	5,425	5,257
Student Assistance Corp., Education Loan Rev. Bonds, Series 2021-A, AMT, 2.375% 2039	2,585	2,429
Student Assistance Corp., Education Loan Rev. Bonds, Series 2018-A, AMT, 4.375% 2046	1,850	1,865
Student Assistance Corp., Education Loan Rev. Bonds, Series 2019-B, AMT, 4.00% 2047	2,150	2,121
		23,889

282	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia 2.60%
County of Albemarle, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster-Canterbury of the Blue Ridge), Series 2022-A, 4.00% 2034	$1,310	$1,483
County of Albemarle, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster-Canterbury of the Blue Ridge), Series 2022-A, 4.00% 2042	1,230	1,372
City of Alexandria, Industrial Dev. Auth., Demand Rev. Ref. Bonds (Goodwin House), Series 2015, 5.00% 2045	3,000	3,291
County of Amelia, Industrial Dev. Auth., Solid Waste Disposal Rev. and Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2002, AMT, 1.45% 2027	690	686
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 4.00% 2045	1,665	1,881
County of Botetourt, Industrial Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Glebe, Inc.), Series 2014-A, 6.00% 2044	4,000	4,344
City of Chesapeake, Chesapeake Transportation System Toll Road Rev. Ref. Bonds, Convertible Capital Appreciation Bonds, Series 2012-B, 0% 2040 (4.875% on 7/15/2023)[1]	1,500	1,619
County of Fairfax, Econ. Dev. Auth., Residential Care Facs. Mortgage Rev. Ref. Bonds (Goodwin House Inc.), Series 2016-A, 5.00% 2036	1,000	1,099
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2038	3,250	3,725
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2040	3,660	4,278
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2043	3,500	3,969
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2048	4,000	4,507
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2050	13,155	15,123
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2055	17,805	19,978
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2020-A, 5.00% 2059	14,840	16,949
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2022, 4.00% 2025	1,445	1,507
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2022, 4.00% 2028	1,630	1,712
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2022, 4.00% 2031	625	655
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2022, 4.00% 2040	6,135	6,285
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2012-A, 5.00% 2042	6,050	6,160
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2022, 4.00% 2047	6,510	6,564
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2018, 5.00% 2048	1,400	1,502
County of Hanover, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Covenant Woods), Series 2018, 5.00% 2051	5,100	5,467
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2034	1,000	1,081
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2039	5,970	6,426
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2044	2,245	2,405
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2049	4,455	4,763
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2019-A, 5.00% 2052	1,970	2,101
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2017-C, 5.00% 2037	1,445	1,666
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2017-C, 5.00% 2047	18,325	20,806
County of James City, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Windsormeade), Series 2021-A, 4.00% 2041	485	516
County of James City, Econ. Dev. Auth., Residential Care Fac. Rev. Bonds (Windsormeade), Series 2021-A, 4.00% 2047	2,200	2,303

American Funds Tax-Exempt Funds	283

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Virginia (continued)
County of James City, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Williamsburg Landing), Series 2021-A, 4.00% 2035	$2,030	$2,220
County of James City, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Williamsburg Landing), Series 2021-A, 4.00% 2040	2,965	3,214
County of James City, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Williamsburg Landing), Series 2021-A, 4.00% 2050	3,235	3,461
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 3.00% 2051	4,925	4,639
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 4.00% 2055	795	880
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 3.50% 2029	870	921
City of Newport News, Econ. Dev. Auth., Residential Care Facs. Rev. Ref. Bonds (LifeSpire of Virginia), Series 2016, 5.00% 2038	10,890	11,996
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Bonds, Series 2017-A, 5.00% 2046[2]	9,250	10,420
City of Newport News, Industrial Dev. Auth., Health Systems Rev. Ref. Bonds (Custodial Receipts), Series 2015, 5.33% 2045[2]	27,900	30,711
County of Prince William, Heritage Hunt Commercial Community Dev. Auth., Special Assessment Bonds, Series 1999-B, 7.00% 2029	252	252
Small Business Fncg. Auth., Health Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 4.00% 2049	2,800	3,115
Small Business Fncg. Auth., Private Activity Rev. Bonds (Transform 66 P3 Project), Series 2017, AMT, 5.00% 2049	2,000	2,325
Small Business Fncg. Auth., Private Activity Rev. Bonds (Transform 66 P3 Project), Series 2017, AMT, 5.00% 2052	6,000	6,949
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2032	1,425	1,518
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2037	4,075	4,334
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2042	3,500	3,714
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2047	4,510	4,778
Small Business Fncg. Auth., Residential Care Fac. Rev. Bonds (Pinnacle Living), Series 2017-C, 5.00% 2052	8,425	8,920
Small Business Fncg. Auth., Rev. Bonds (95 Express Lanes LLC Project), Series 2019, AMT, 5.00% 2049	15,000	15,023
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2031	1,250	1,486
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2032	1,000	1,187
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2034	1,725	2,044
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2045	4,350	4,789
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 4.00% 2051	6,005	6,612
Small Business Fncg. Auth., Solid Waste Disposal Rev. Bonds (Covanta Project), Series 2018-C, AMT, 5.00% 2048[1,2]	2,000	2,063
Small Business Fncg. Auth., Rev. Bonds (Elizabeth River Crossings Opco, LLC Project), Series 2012, AMT, 6.00% 2037	3,265	3,334
Small Business Fncg. Auth., Rev. Ref. Bonds (Elizabeth River Crossings Opco, LLC Project), Series 2022, AMT, 4.00% 2040	1,000	1,080
County of Stafford, Econ. Dev. Auth., Hospital Facs. Rev. Ref. Bonds (Mary Washington Healthcare Obligated Group), Series 2016, 5.00% 2036	1,000	1,126
		299,334

Washington 1.80%
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 3.00% 2036	2,500	2,675
Econ. Dev. Fin. Auth., Environmental Facs. Rev. Green Bonds (North Pacific Paper Co. Recycling Project), Series 2020-A, AMT, 5.625% 2040[2]	9,000	10,390
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2032	1,615	1,852
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2034	1,950	2,234
Health Care Facs. Auth., Rev. Bonds (Virginia Mason Medical Center), Series 2017, 5.00% 2035	1,825	2,089
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Assn.), Series 2016, 5.00% 2036	2,845	3,192
Health Care Facs. Auth., Rev. Bonds (Yakima Valley Memorial Hospital Assn.), Series 2016, 5.00% 2041	1,920	2,146
Housing Fin. Commission, Multi Family Housing Rev. Bonds (HopeSource III Portfolio Projects), Series 2022, 1.25% 2025 (put 2024)	2,420	2,423
Housing Fin. Commission, Municipal Certs., Series 2021-1, Class X, interest only, 0.725% 2035[3]	82,335	4,803
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035	25,914	27,414

284	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2031[2]	$1,000	$1,133
Housing Fin. Commission, Nonprofit Housing Rev. and Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2033[2]	1,185	1,338
Housing Fin. Commission, Nonprofit Housing Rev. Bonds (Rockwood Retirement Communities), Series 2020-A, 5.00% 2056[2]	13,670	14,187
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Herons Key Senior Living), Series 2015-A, 6.50% 2030[2]	1,700	1,861
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Herons Key Senior Living), Series 2015-A, 6.75% 2035[2]	1,630	1,789
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2038[2]	2,350	2,639
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2043[2]	3,100	3,463
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2048[2]	2,700	3,007
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Judson Park Project), Series 2018, 5.00% 2033[2]	250	267
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Judson Park Project), Series 2018, 5.00% 2048[2]	1,350	1,424
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.375% 2044[2]	7,000	7,591
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2014-A, 7.50% 2049[2]	9,090	9,864
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Rockwood Retirement Project), Series 2019, 5.00% 2055[2]	9,520	9,886
Housing Fin. Commission, Nonprofit Housing, Rev. and Rev. Ref. Bonds (Bayview Manor Senior Project), Series 2016-A, 5.00% 2051[2]	1,000	1,047
Housing Fin. Commission, Nonprofit Rev. Bonds (Spokane International Academy Project), Series 2021-A, 5.00% 2050[2]	1,000	1,127
Housing Fin. Commission, Nonprofit Rev. Bonds (Spokane International Academy Project), Series 2021-A, 5.00% 2056[2]	1,130	1,267
Housing Fin. Commission, Single Family Program Bonds, Series 2014-2A-R, AMT, 3.50% 2044	345	352
Housing Fin. Commission, Single Family Program Bonds, Series 2021-1-N, 3.00% 2049	1,535	1,609
Housing Fin. Commission, Single Family Program Bonds, Series 2021-2-N, 3.00% 2051	1,310	1,378
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-A, 5.00% 2032[2]	1,955	2,266
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-B, 5.00% 2032[2]	765	887
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-A, 5.25% 2038[2]	7,245	8,410
Kalispel Tribe of Indians, Priority Distribution Payment Bonds, Series 2018-B, 5.25% 2038[2]	1,000	1,161
County of King, Convention Center Public Facs. Dist., Lodging Tax Green Notes, Series 2021, 4.00% 2031	6,315	7,041
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 4.00% 2031[2]	2,590	2,934
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2033[2]	1,170	1,209
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2034[2]	2,350	2,397
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 4.00% 2034[2]	860	963
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2035[2]	3,295	3,342
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2043[2]	6,065	6,020
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2048[2]	9,795	9,347
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2058[2]	14,155	13,002
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-B, 3.00% 2058[2]	170	160
County of King, Convention Center Public Facs. Dist., Lodging Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2058	2,500	3,000
Port of Seattle, Rev. Ref. Bonds, Series 2015-C, AMT, 5.00% 2035	1,500	1,626
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs., LLC), Series 2013, AMT, 5.00% 2030	2,000	2,089
Port of Seattle, Special Fac. Rev. Ref. Bonds (SEATAC Fuel Facs., LLC), Series 2013, AMT, 5.00% 2031	2,000	2,087
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 4.00% 2025	500	544
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2027	1,000	1,152
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2028	2,440	2,803
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2029	1,000	1,145
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2030	1,500	1,713

American Funds Tax-Exempt Funds	285

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Washington (continued)
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2031	$1,500	$1,710
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2016, 5.00% 2032	1,500	1,709
County of Skagit, Public Hospital Dist. No. 1 (Skagit Regional Health), Hospital Rev. Improvement and Rev. Ref. Bonds, Series 2013-A, 5.00% 2037 (preref. 2023)	4,000	4,273
		207,437

West Virginia 0.21%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Arch Resources Project), Series 2021, AMT, 4.125% 2045 (put 2025)	7,575	7,880
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Arch Resources Project), Series 2020, AMT, 5.00% 2045 (put 2025)	10,250	10,942
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Wheeling Power Co. - Mitchell Project), Series 2013-A, AMT, 3.00% 2037 (put 2022)	1,300	1,305
Hospital Fin. Auth., Hospital Rev. Ref. and Improvement Rev. Bonds (Cabell Huntington Hospital Obligated Group), Series 2018-A, 5.00% 2043	3,200	3,686
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (West Virginia United Health System Obligated Group), Series 2016-A, 4.00% 2041	765	823
		24,636
Wisconsin 2.99%
Health and Educational Facs. Auth., Rev. Bonds (Agnesian HealthCare, Inc.), Series 2013-B, 5.00% 2036 (preref. 2023)	2,000	2,117
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 4.00% 2039	500	550
Health and Educational Facs. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2016-A, 5.00% 2039	1,000	1,137
Health and Educational Facs. Auth., Rev. Bonds (Aspirus, Inc. Obligated Group), Series 2021, 3.00% 2051	2,000	1,938
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2023	1,085	1,126
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2024	1,165	1,241
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2025	1,225	1,333
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2026	1,285	1,422
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2027	1,350	1,493
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2029	1,485	1,629
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2031	1,640	1,788
Health and Educational Facs. Auth., Rev. Bonds (Benevolent Corp. Cedar Community), Series 2017, 5.00% 2037	1,220	1,320
Health and Educational Facs. Auth., Rev. Bonds (Clement Manor, Inc.), Series 2019, 5.00% 2049	3,750	3,294
Health and Educational Facs. Auth., Rev. Bonds (Hope Christian Schools Obligated Group), Series 2021, 3.00% 2031	615	611
Health and Educational Facs. Auth., Rev. Bonds (Hope Christian Schools Obligated Group), Series 2021, 4.00% 2041	780	806
Health and Educational Facs. Auth., Rev. Bonds (Hope Christian Schools Obligated Group), Series 2021, 4.00% 2051	3,395	3,470
Health and Educational Facs. Auth., Rev. Bonds (Hope Christian Schools Obligated Group), Series 2021, 4.00% 2056	1,000	1,017
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2034	1,800	2,025
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2042	2,215	2,475
Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2016-B, 5.00% 2046	3,205	3,575
Health and Educational Facs. Auth., Rev. Bonds (Milwaukee Regional Medical Center Thermal Service, Inc.), Series 2018, 5.00% 2044	1,600	1,901
Health and Educational Facs. Auth., Rev. Bonds (Oakwood Lutheran Senior Ministries), Series 2021, 4.00% 2037	1,460	1,548
Health and Educational Facs. Auth., Rev. Bonds (Oakwood Lutheran Senior Ministries), Series 2021, 4.00% 2047	2,490	2,589
Health and Educational Facs. Auth., Rev. Bonds (Oakwood Lutheran Senior Ministries), Series 2021, 4.00% 2057	3,785	3,894
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052	1,050	1,102
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)	330	326
Public Fin. Auth., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-B, AMT, 5.00% 2022	10	10

286	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Public Fin. Auth., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-B, AMT, 5.00% 2042	$450	$456
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 4.00% 2029[2]	645	687
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 5.00% 2039[2]	1,380	1,516
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 5.00% 2049[2]	3,360	3,652
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas 2 Project), Series 2019-A, 5.00% 2054[2]	1,605	1,740
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas Project), Series 2017-A, 5.125% 2037[2]	1,000	1,113
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas Project), Series 2017-A, 5.375% 2047[2]	6,375	7,087
Public Fin. Auth., Charter School Rev. Bonds (American Preparatory Academy - Las Vegas Project), Series 2017-B, 5.375% 2052[2]	2,000	2,218
Public Fin. Auth., Charter School Rev. Bonds (Ascend Leadership Academy Project), Series 2021-A, 5.00% 2041[2]	890	909
Public Fin. Auth., Charter School Rev. Bonds (Ascend Leadership Academy Project), Series 2021-A, 5.00% 2051[2]	2,000	2,017
Public Fin. Auth., Charter School Rev. Bonds (Ascend Leadership Academy Project), Series 2021-A, 5.00% 2056[2]	1,390	1,393
Public Fin. Auth., Charter School Rev. Bonds (Coral Academy of Science Reno), Series 2021-A, 4.00% 2036[2]	400	416
Public Fin. Auth., Charter School Rev. Bonds (Coral Academy of Science Reno), Series 2019-A, 5.00% 2039[2]	710	777
Public Fin. Auth., Charter School Rev. Bonds (Coral Academy of Science Reno), Series 2019-A, 5.00% 2050[2]	1,950	2,108
Public Fin. Auth., Charter School Rev. Bonds (Coral Academy of Science Reno), Series 2021-A, 4.00% 2051[2]	1,000	1,022
Public Fin. Auth., Charter School Rev. Bonds (Coral Academy of Science Reno), Series 2021-A, 4.00% 2061[2]	1,250	1,272
Public Fin. Auth., Education Rev. Bonds (Bonnie Cone Classical Academy), Series 2021-A, 4.00% 2040[2]	1,525	1,544
Public Fin. Auth., Education Rev. Bonds (Bonnie Cone Classical Academy), Series 2021-A, 4.00% 2050[2]	2,990	2,990
Public Fin. Auth., Education Rev. Bonds (Bonnie Cone Classical Academy), Series 2021-A, 4.00% 2056[2]	2,445	2,396
Public Fin. Auth., Education Rev. Bonds (North Carolina Leadership Academy), Series 2019-A, 5.00% 2039[2]	820	891
Public Fin. Auth., Education Rev. Bonds (North Carolina Leadership Academy), Series 2019-A, 5.00% 2049[2]	520	560
Public Fin. Auth., Education Rev. Bonds (North Carolina Leadership Academy), Series 2019-A, 5.00% 2054[2]	1,365	1,466
Public Fin. Auth., Education Rev. Bonds (Signature Preparatory), Series 2021-A, 5.00% 2041[2]	2,000	2,136
Public Fin. Auth., Education Rev. Bonds (Signature Preparatory), Series 2021-A, 5.00% 2051[2]	1,515	1,598
Public Fin. Auth., Education Rev. Bonds (Signature Preparatory), Series 2021-A, 5.00% 2056[2]	2,000	2,103
Public Fin. Auth., Educational Fac. Rev. Ref. Bonds (New Plan Learning, Inc. Project), Series 2021-A, 3.75% 2031	2,000	1,925
Public Fin. Auth., Educational Fac. Rev. Ref. Bonds (New Plan Learning, Inc. Project), Series 2021-A, 5.00% 2041	10,000	10,341
Public Fin. Auth., Educational Facs. Rev. Bonds (Charter Day School, Inc.), Series 2020-A, 5.00% 2035[2]	4,000	4,484
Public Fin. Auth., Educational Facs. Rev. Bonds (Charter Day School, Inc.), Series 2020-A, 5.00% 2045[2]	4,750	5,238
Public Fin. Auth., Exempt Facs. Rev. Ref. Bonds (Celanese Project), Series 2016-A, AMT, 5.00% 2024[2]	2,105	2,251
Public Fin. Auth., Exempt Facs. Rev. Ref. Bonds (Celanese Project), Series 2016-A, AMT, 5.00% 2025[2]	1,000	1,133
Public Fin. Auth., Exempt Facs. Rev. Ref. Bonds (National Gypsum Co.), Series 2016, AMT, 4.00% 2035	9,200	9,405
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2046	600	671
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2051	7,375	8,177
Public Fin. Auth., Health Care Facs. Rev. Bonds (Appalachian Regional Healthcare System Obligated Group), Series 2021-A, 4.00% 2056	11,595	12,820
Public Fin. Auth., Hospital Rev. Bonds (Carson Valley Medical Center), Series 2021-A, 4.00% 2041	1,385	1,561
Public Fin. Auth., Hospital Rev. Bonds (Carson Valley Medical Center), Series 2021-A, 4.00% 2051	1,800	1,997
Public Fin. Auth., Retirement Community Rev. Bonds (Evergreens Obligated Group), Series 2019-A, 5.00% 2044	3,315	3,763
Public Fin. Auth., Retirement Community Rev. Bonds (Evergreens Obligated Group), Series 2019-A, 5.00% 2049	1,500	1,698
Public Fin. Auth., Retirement Community Rev. Bonds (Lifespace Communities, Inc.), Series 2020-A, 4.00% 2037	600	681
Public Fin. Auth., Retirement Community Rev. Bonds (Lifespace Communities, Inc.), Series 2020-A, 5.00% 2041	2,000	2,366
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 4.00% 2029[2]	1,090	1,115
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 5.00% 2039[2]	775	825
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 5.00% 2049[2]	2,655	2,785
Public Fin. Auth., Retirement Fac. Rev. Bonds (Penick Village), Series 2019, 5.00% 2054[2]	2,725	2,849
Public Fin. Auth., Retirement Facs. First Mortgage Rev. and Rev. Ref. Bonds (The United Methodist Retirement Homes), Series 2021-A, 4.00% 2041	755	832
Public Fin. Auth., Retirement Facs. First Mortgage Rev. and Rev. Ref. Bonds (The United Methodist Retirement Homes), Series 2021-A, 4.00% 2046	995	1,087
Public Fin. Auth., Retirement Facs. First Mortgage Rev. and Rev. Ref. Bonds (The United Methodist Retirement Homes), Series 2021-A, 4.00% 2051	2,905	3,165
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 4.00% 2029[2]	1,250	1,382

American Funds Tax-Exempt Funds	287

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2039[2]	$2,230	$2,507
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2049[2]	6,000	6,683
Public Fin. Auth., Retirement Facs. Rev. Bonds (Friends Homes), Series 2019, 5.00% 2054[2]	2,320	2,574
Public Fin. Auth., Retirement Facs. Rev. Bonds (Givens Estates), Series 2021, 4.00% 2051	3,515	3,784
Public Fin. Auth., Retirement Facs. Rev. Bonds (Givens Estates), Series 2021, 4.00% 2056	11,155	11,981
Public Fin. Auth., Rev. Bonds (Bayhealth Medical Center Project), Series 2021-A, 3.00% 2050	5,000	4,892
Public Fin. Auth., Rev. Bonds (Ocean Academy Charter School), Series 2021, 4.00% 2031[2]	280	289
Public Fin. Auth., Rev. Bonds (Ocean Academy Charter School), Series 2021, 5.00% 2041[2]	580	633
Public Fin. Auth., Rev. Bonds (Ocean Academy Charter School), Series 2021, 5.00% 2051[2]	1,130	1,220
Public Fin. Auth., Rev. Bonds (Ocean Academy Charter School), Series 2021, 5.00% 2056[2]	815	873
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2020, 3.00% 2025[2]	425	432
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2020, 5.00% 2030[2]	500	570
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2012, 5.50% 2032	500	504
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2020, 5.00% 2040[2]	1,175	1,337
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2012, 5.75% 2042	3,500	3,531
Public Fin. Auth., Rev. Bonds (Roseman University of Health Sciences Project), Series 2015, 5.875% 2045	6,250	6,946
Public Fin. Auth., Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[2]	4,015	4,276
Public Fin. Auth., Rev. Bonds (WFCS Portfolio Projects), Capital Appreciation Bonds, Series 2021-B, 0% 2061[2]	22,900	1,581
Public Fin. Auth., Rev. Bonds (Wilson Preparatory Academy), Series 2019-A, 4.125% 2029[2]	480	506
Public Fin. Auth., Rev. Bonds (Wilson Preparatory Academy), Series 2019-A, 5.00% 2039[2]	500	538
Public Fin. Auth., Rev. Bonds (Wilson Preparatory Academy), Series 2019-A, 5.00% 2049[2]	1,100	1,171
Public Fin. Auth., Rev. Bonds (Wonderful Foundations Charter School Portfolio Project), Series 2020-A-1, 5.00% 2055[2]	3,250	3,454
Public Fin. Auth., Rev. Green Bonds (Fargo-Moorhead Metropolitan Area Flood Risk Management Project), Series 2021, AMT, 4.00% 2051	7,000	7,432
Public Fin. Auth., Rev. Green Bonds (Fargo-Moorhead Metropolitan Area Flood Risk Management Project), Series 2021, AMT, 4.00% 2056	11,000	11,632
Public Fin. Auth., Senio Rev. Bonds (Proton International Arkansas, LLC), Series 2021-A, 6.85% 2051[2]	5,000	4,696
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 5.00% 2046	11,250	12,612
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.00% 2029[2]	1,105	1,181
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.00% 2032[2]	1,280	1,364
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2037[2]	650	697
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2042[2]	250	268
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2047[2]	900	963
Public Fin. Auth., Senior Living Rev. Bonds (Mary’s Woods at Marylhurst Project), Series 2017-A, 5.25% 2052[2]	2,300	2,458
Public Fin. Auth., Senior Living Rev. Bonds (Rose Villa Project), Series 2014-A, 5.50% 2034[2]	1,000	1,064
Public Fin. Auth., Senior Living Rev. Bonds (Rose Villa Project), Series 2014-A, 5.75% 2044[2]	1,800	1,912
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 5.00% 2035	9,435	10,793
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 4.00% 2046	1,000	1,076
Public Fin. Auth., Senior Living Rev. Ref. Bonds (Fellowship Senior Living Project), Series 2019-A, 4.00% 2052	2,000	2,137
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2040	1,775	2,063
Public Fin. Auth., Social Rev. Bonds (The Carmelite System, Inc. Obligated Group), Series 2020, 5.00% 2045	2,565	2,954
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2054	1,700	1,964
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2059	2,400	2,602
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015-A, 5.00% 2030	2,140	2,327
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015, 5.00% 2035	1,000	1,080
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Cullowhee, LLC - Western Carolina University Project), Series 2015, 5.25% 2047	2,000	2,150
Public Fin. Auth., Student Housing Rev. Bonds (CHF-Wilmington, LLC - University of North Carolina Project), Series 2018, Assured Guaranty Municipal insured, 5.00% 2053	6,130	7,064
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2034	4,005	4,704
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2039	2,045	2,378
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-B, 5.00% 2039	1,595	1,855

288	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
Wisconsin (continued)
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2044	$1,350	$1,553
Public Fin. Auth., Student Housing Rev. Bonds (NC A&T Real Estate Foundation, LLC Project), Series 2019-A, 5.00% 2049	3,625	4,147
Public Fin. Auth., Student Housing Rev. Green Bonds (University of Hawaii Foundation Project), Series 2021-A-1, 4.00% 2041[2]	675	725
Public Fin. Auth., Student Housing Rev. Green Bonds (University of Hawaii Foundation Project), Series 2021-A-1, 4.00% 2051[2]	2,170	2,292
Public Fin. Auth., Student Housing Rev. Green Bonds (University of Hawaii Foundation Project), Series 2021-A-1, 4.00% 2061[2]	3,520	3,674
Public Fin. Auth., Student Housing Rev. Green Bonds (University of Hawaii Foundation Project), Series 2021-B, 5.25% 2061[2]	1,000	1,008
University of Wisconsin, Hospitals and Clinics Auth., Rev. Green Bonds, Series 2021-B, 4.00% 2051	6,000	6,811
		344,273

Total bonds, notes & other debt instruments (cost: $10,047,569,000)		10,346,240

Short-term securities 10.64%
Municipals 10.64%
Freddie Mac, Multi Family Mortgage Certs., Series 2019-M-055, 0.27% 2028[2,4]	7,900	7,900
State of Alaska, City of Valdez, Marine Terminal Rev. Ref. Bonds (ExxonMobil Project), Series 2001, 0.11% 2029[4]	8,575	8,575
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-A, 0.11% 2052[4]	17,700	17,700
State of Arizona, City of Phoenix, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2013, AMT, 0.20% 2035 (put 2022)[12]	17,700	17,700
State of Arizona, County of Yavapai, Industrial Dev. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010, 0.17% 2029 (put 2022)[4,12]	8,000	8,000
State of California, Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.04% 2053[4]	21,830	21,830
State of California, Educational Facs. Auth., Rev. IAM Commercial Paper (Stanford University), Series 2021-S-3, 0.12% 5/12/2022	15,000	15,000
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-B, 0.08% 2035[4]	4,300	4,300
State of California, G.O. Bonds, Series 2020, 0.03% 2048[4]	20,100	20,100
State of California, IAM Commercial Paper, Series 2021-A-5, 0.10% 2/1/2022	14,500	14,500
State of California, IAM Commercial Paper, Series 2021-A-6, 0.11% 2/2/2022	10,000	10,000
State of California, Infrastructure and Econ. Dev. Bank, Rev. Bonds (Brightline West Passenger Rail Project), Series 2020-A, AMT, 0.20% 2050 (put 2022)[2,12]	13,100	13,100
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-2, 0.08% 2035[4]	1,220	1,220
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.07% 2034[4]	2,600	2,600
State of California, City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.08% 2049[4]	21,000	21,000
State of California, City of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	60,000	60,858
State of California, City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.04% 2032[4]	9,545	9,545
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.09% 2037[4]	5,505	5,505
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.09% 2037[4]	4,500	4,500
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.375% 2051 (put 2022)[12]	3,810	3,808
State of California, Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2020, AMT, 0.18% 2045 (put 2022)[12]	22,500	22,498
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	15,000	15,102
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-2, 0.09% 2048[4]	4,300	4,300
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-1, 0.09% 2032[4]	1,200	1,200
State of Colorado, Education Loan Program, Tax and Rev. Anticipation Notes, Series 2021-B, 1.00% 6/29/2022	90,000	90,259
State of Colorado, Education Loan Program, Tax and Rev. Anticipation Notes, Series 2021-A, 4.00% 6/29/2022	2,845	2,888

American Funds Tax-Exempt Funds	289

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Florida, Dev. Fin. Corp., Senior Living Rev. and Rev. Ref. Bonds (The Glenridge on Palmer Ranch Project), Series 2021, 3.00% 6/1/2022	$115	$115
State of Florida, Fin. Auth., Econ. Dev. Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2010-A, AMT, 0.22% 2034 (put 2022)[12]	4,000	4,000
State of Florida, City of Gainesville, Utilities System Rev. Bonds, Series 2019-C, 0.11% 2047[4]	6,000	6,000
State of Florida, County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2011, AMT, 0.40% 2041 (put 2022)[12]	3,340	3,339
State of Idaho, Health Facs. Auth., Hospital Rev. Bonds (CHE Trinity Health Credit Group), Series 2013-ID, 0.23% 2048 (put 2022)[12]	6,000	6,000
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022	15,000	15,162
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2010-A, 0.11% 2044[4]	10,500	10,500
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.11% 2044[4]	7,415	7,415
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.08% 2039[4]	17,065	17,065
State of Indiana, Fin. Auth., Rev. Bonds (Ascension Health Senior Credit Group), Series 2008-E-8, 0.05% 2033[4]	7,600	7,600
State of Louisiana, Parish of East Baton Rouge, Industrial Dev. Board, Gulf Opportunity Zone Rev. Bonds (ExxonMobil Project), Series 2010-B, 0.11% 2040[4]	13,500	13,500
State of Louisiana, Louisiana Stadium and Exposition Dist., Bond Anticipation Notes, Series 2021, 4.00% 2023	1,885	1,955
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2007, 0.10% 2042[4]	9,500	9,500
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008-B, 0.06% 2043[4]	5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2008, 0.10% 2043[4]	17,685	17,685
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.06% 2050[4]	17,500	17,500
State of Maryland, County of Montgomery, G.O. Bonds, Series 2017-E, 0.12% 2037[4]	6,650	6,650
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax Bonds, Series 2018-A-1, 0.05% 2026[4]	25,090	25,090
State of Massachusetts, Massachusetts Bay Transportation Auth., Sales Tax IAM Commercial Paper, Series 2021-B, 0.13% 3/3/2022	6,000	6,000
State of Michigan, Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Ascension Health Senior Credit Group), Series 2016-E-2, 0.05% 2047[4]	9,500	9,500
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.11% 2042[4]	16,040	16,040
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2008-A, 0.10% 2038[4]	17,250	17,250
State of Minnesota, City of Rochester, Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2011-B, 0.05% 2038[4]	8,700	8,700
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2009-B, 0.10% 2030[4]	15,640	15,640
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2009-D, 0.11% 2030[4]	14,350	14,350
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2007-D, 0.11% 2030[4]	13,000	13,000
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A. Inc. Project), Series 2010-K, 0.10% 2035[4]	1,065	1,065
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-E, 0.06% 2030[4]	6,500	6,500
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2011-F, 0.11% 2035[4]	16,875	16,875
State of Mississippi, Business Fin. Corp., Gulf Opportunity Zone Industrial Dev. Rev. Bonds (Chevron U.S.A., Inc. Project), Series 2010-J, 0.11% 2035[4]	2,960	2,960
State of Mississippi, County of Jackson, Port Fac. Rev. Ref. Bonds (Chevron U.S.A. Inc. Project), Series 1993, 0.10% 2023[4]	6,940	6,940
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2003-B, 0.10% 2033[4]	1,600	1,600
State of Missouri, Health and Educational Facs. Auth., Demand Educational Facs. Rev. Bonds (Washington University), Series 2000-B, 0.12% 2040[4]	15,400	15,400
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.11% 2041[4]	19,105	19,105
State of New York, Dormitory Auth., IAM Commercial Paper, Series 2002-C, 0.12% 5/4/2022	7,600	7,600
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.09% 2039[4]	7,325	7,325
State of New York, New York City G.O. Bonds, Series 2006-E-4, 0.06% 2034[4]	9,455	9,455
State of New York, New York City G.O. Bonds, Series 2005-E-3, 0.06% 2034[4]	8,175	8,175
State of New York, New York City G.O. Bonds, Series 2006-E-2, 0.11% 2034[4]	14,585	14,585
State of New York, New York City G.O. Bonds, Series 2008-L-3, 0.11% 2036[4]	7,015	7,015

290	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of New York, New York City G.O. Bonds, Series 2013-F-3, 0.11% 2042[4]	$5,540	$5,540
State of New York, New York City G.O. Bonds, Series 2012-G-6, 0.12% 2042[4]	9,000	9,000
State of New York, New York City G.O. Bonds, Series 2021-2, 0.12% 2042[4]	2,165	2,165
State of New York, New York City G.O. Bonds, Series 2021-3, 0.13% 2042[4]	1,645	1,645
State of New York, New York City G.O. Bonds, Series 2016-A-5, 0.12% 2044[4]	2,500	2,500
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2008-BB-2, 0.11% 2035[4]	19,670	19,670
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2007-CC-1, 0.06% 2038[4]	5,895	5,895
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-DD-2, 0.12% 2043[4]	15,250	15,250
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-EE-1, 0.11% 2045[4]	18,025	18,025
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.11% 2048[4]	53,440	53,440
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-2, 0.12% 2050[4]	16,975	16,975
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.11% 2041[4]	4,350	4,350
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2015-A-4, 0.12% 2043[4]	14,710	14,710
State of North Carolina, Capital Facs. Fin. Agcy., Rev. Bonds (North Carolina Aquarium Society), Series 2004, 0.06% 2026[4]	5,330	5,330
State of Ohio, Higher Educational Facs. Auth., Rev. IAM Commercial Paper, Series 2008-B-5, 0.10% 2/3/2022	11,000	11,000
State of Ohio, Higher Educational Facs. Auth., Rev. IAM Commercial Paper, Series 2008-B-6, 0.10% 2/3/2022	5,000	5,000
State of Pennsylvania, Econ. Dev. Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Republic Services, Inc. Project), Series 2019-A, AMT, 0.25% 2034 (put 2022)[12]	3,890	3,889
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.10% 2048[4]	21,440	21,440
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2002, Bank of America LOC, 0.12% 2032[4]	5,935	5,935
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2004, Bank of America LOC, 0.12% 2034[4]	635	635
State of Texas, County of Alachua, Health Facs. Auth., IAM Commercial Paper, Series 2019-B-1, 0.11% 2/3/2022	8,750	8,750
State of Texas, City of Dallas, Waterworks and Sewer System Rev. IAM Commercial Paper, Series 2022-F-1, 0.17% 4/12/2022	19,700	19,700
State of Texas, Gulf Coast Industrial Dev. Auth., Rev. Bonds (ExxonMobil Project), Series 2012, 0.10% 2041[4]	6,175	6,175
State of Texas, Gulf Coast Waste Disposal Auth., Pollution Control Rev. Ref. Bonds (Exxon Project), Series 1989, 0.11% 2024[4]	7,020	7,020
State of Texas, County of Harris, Health Facs. Dev. Corp., Rev. Ref. Bonds (Christus Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.10% 2031[4]	1,150	1,150
State of Texas, City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2012-B, 0.07% 2034[4]	17,500	17,500
State of Texas, City of Houston, Tax and Rev. Anticipation Notes, Series 2021, 4.25% 6/30/2022	10,000	10,159
State of Texas, Lower Neches Valley Auth. Industrial Dev. Corp., Rev. Bonds (ExxonMobil Project), Series 2010, 0.09% 2038[4]	3,825	3,825
State of Texas, Lower Neches Valley Auth., Industrial Dev. Corp., Exempt Facs. Rev. Ref. Bonds (ExxonMobil Project), Series 2002-A, 0.10% 2029[4]	12,625	12,625
State of Texas, Mission Econ. Dev. Corp., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2020-B, AMT, 0.18% 2040 (put 2022)[12]	1,500	1,500
State of Texas, Port Arthur Navigation Dist. Industrial Dev. Corp., Rev. Bonds (Air Products Project), Series 2005, 0.11% 2040[4]	2,700	2,700
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.12% 2/10/2022	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2021-A, 0.09% 3/7/2022	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, IAM Commercial Paper, Series 2022-A-2, 0.13% 4/4/2022	15,000	15,000
State of Texas, Board of Regents of the University of Texas System, Rev. Ref. Bonds, Series 2007-B, 0.05% 2033[4]	21,945	21,945
State of Texas, Board of Regents of the University of Texas System, Revs. IAM Commercial Paper, Series 2021-A, 0.13% 2/10/2022	5,000	5,000
State of Texas, Board of Regents of the University of Texas System, Revs. IAM Commercial Paper, Series 2021-A, 0.12% 2/14/2022	10,000	10,000
State of Texas, Board of Regents of the University of Texas System, Revs. IAM Commercial Paper, Series 2022-A, 0.08% 2/18/2022	10,000	10,000
State of Texas, Veterans Bonds, Series 2019, 0.07% 2050[4]	9,090	9,090

American Funds Tax-Exempt Funds	291

American High-Income Municipal Bond Fund (continued)

Short-term securities (continued)	Principal amount (000)	Value (000)
Municipals (continued)
State of Wisconsin, Health and Educational Facs. Auth., Rev. Bonds (Marshfield Clinic Health System, Inc.), Series 2020-C, 0.19% 2053[4]	$5,110	$5,110
State of Wyoming, County of Sublette, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.11% 2044[4]	10,660	10,660
State of Wyoming, County of Uinta, Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 1992, 0.11% 12/1/2022[4]	8,500	8,500

Total short-term securities (cost: $1,227,083,000)		1,226,947
Total investment securities 100.39% (cost: $11,274,652,000)		11,573,187
Other assets less liabilities (0.39%)		(44,573)

Net assets 100.00%		$11,528,614

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	Value and unrealized appreciation (depreciation) at 1/31/2022 (000)
5 Year U.S. Treasury Note Futures	Short	3,844	March 2022	(458,217)	$3,752
10 Year Ultra U.S. Treasury Note Futures	Short	465	March 2022	(66,415)	360
30 Year Ultra U.S. Treasury Bond Futures	Long	37	March 2022	6,991	(134)
					$3,978

[1]	Step bond; coupon rate may change at a later date.
[2]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $2,134,812,000, which represented 18.52% of the net assets of the fund.
[3]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[4]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[5]	Scheduled interest payment was not received. Coupon payments are paid at the election of the issuer and any unpaid amounts are accumulated.
[6]	Scheduled interest and/or principal payment was not received.
[7]	Valued under fair value procedures adopted by authority of the board of trustees. The total value of all such securities was $14,308,000, which represented .12% of the net assets of the fund.
[8]	Value determined using significant unobservable inputs.
[9]	Payment in kind; the issuer has the option of paying additional securities in lieu of cash. Payment methods and rates are as of the most recent payment when available.
[10]	Acquired through a private placement transaction exempt from registration under the Securities Act of 1933. May be subject to legal or contractual restrictions on resale. Further details on these holdings appear below.
[11]	Amount less than one thousand.
[12]	For short-term securities, the mandatory put date is considered to be the maturity date.

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	12/29/2020	$1,947	$1,947	.02%
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026	10/1/2021-12/29/2021	910	910	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	1/28/2021	876	876	.01

292	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	12/29/2020	$857	$857	.01%
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026	6/30/2021	420	420	.01
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026	6/30/2021	402	402	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	1/28/2021	370	370	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026	12/29/2021	270	270	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026	6/30/2021	232	232	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	7/14/2020	139	139	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026	12/29/2021	120	120	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026	12/29/2021	64	64	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026	12/29/2021	30	30	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK 2026	6/30/2021	6	6	.00
County of Sarpy, Sanitary and Improvement Dist. No. 340 (Ashbury Hills), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026	12/29/2021	4	4	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	11/24/2020	859	859	.01
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026	9/1/2021	675	675	.01
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% PIK or 7.00% Cash 2026	12/21/2021	642	642	.01
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% PIK or 7.00% Cash 2026	3/29/2021	154	154	.00

American Funds Tax-Exempt Funds	293

American High-Income Municipal Bond Fund (continued)

Private placement securities	Acquisition date(s)	Cost (000)	Value (000)	Percent of net assets
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	11/24/2020	135	135	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	3/29/2021	121	121	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2026	9/1/2021	110	110	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% PIK or 7.00% Cash 2026	3/29/2021	89	89	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	11/24/2020	81	81	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	11/24/2020	69	69	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	3/29/2021	62	62	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% PIK or 7.00% Cash 2026	3/1/2021	45	45	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2020, 7.00% PIK 2025	11/24/2020	35	35	.00
County of Douglas, Sanitary and Improvement Dist. No. 605 (Bluestem Meadows), Construction Fund Warrants, Series 2021, 7.00% PIK or 7.00% Cash 2026	12/21/2021	3	3	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2025	2/25/2021	190	190	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% PIK or 7.00% Cash 2025	6/19/2020	184	184	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% PIK or 7.00% Cash 2025	6/19/2020	172	172	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2020, 7.00% PIK or 7.00% Cash 2025	2/25/2021	151	151	.00
County of Douglas, Sanitary and Improvement Dist. No. 596 (West Center Village), Construction Fund Warrants, Series 2019, 7.00% PIK or 7.00% Cash 2025	6/19/2020	25	25	.00
Total private placement securities		$10,449	$10,449	.09%

294	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund (continued)

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Assn. = Association

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Assn.

USD/$ = U.S. dollars

See notes to financial statements.

American Funds Tax-Exempt Funds	295

The Tax-Exempt Fund of California	unaudited
Investment portfolio January 31, 2022

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies. Securities in the “unrated” category (above) have not been rated by a rating agency; however, the investment adviser performs its own credit analysis and assigns comparable ratings that are used for compliance with the fund’s investment policies.

Bonds, notes & other debt instruments 94.56%	Principal amount (000)	Value (000)
California 93.14%
State issuers 29.79%
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)	$3,440	$3,301
Trustees of the California State University, Systemwide Rev. Bonds, Series 2020-C, 4.00% 2051	5,000	5,673
Trustees of the California State University, Systemwide Rev. Ref. Bonds, Series 2012-A, 5.00% 2027	3,000	3,100
Community Housing Agcy., Essential Housing Rev. Bonds (Aster), Series 2021-A-1, 4.00% 2056[1]	4,135	4,164
Community Housing Agcy., Essential Housing Rev. Bonds (Fountains at Emerald Park), Series 2021-A-1, 3.00% 2056[1]	1,005	821
Community Housing Agcy., Essential Housing Rev. Bonds (Glendale Properties), Series 2021-A-1, 4.00% 2056[1]	9,700	9,682
Community Housing Agcy., Essential Housing Rev. Bonds (Verdant at Green Valley), Series 2019-A, 5.00% 2049[1]	4,800	4,930
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2033	1,515	1,801
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2034	760	902
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2035	1,300	1,540
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2036	1,000	1,184
Educational Facs. Auth., Rev. Bonds (Art Center College of Design), Series 2018-A, 5.00% 2038	1,140	1,346
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2021-A, 5.00% 2029	425	523
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2017-B, 4.00% 2047	7,425	8,121
Educational Facs. Auth., Rev. Bonds (Stanford University), Series 2019-V-1, 5.00% 2049	1,000	1,460
Educational Facs. Auth., Rev. Ref. Bonds (Chapman University), Series 2015, 5.00% 2032	2,500	2,786
Educational Facs. Auth., Rev. Ref. Bonds (Loyola Marymount University), Capital Appreciation Bonds, Series 2001-A, National insured, 0% 2033	2,000	1,533
Educational Facs. Auth., Rev. Ref. Bonds (Occidental College), Series 2013-A, 5.00% 2029 (preref. 2023)	3,265	3,483
Educational Facs. Auth., Rev. Ref. Bonds (University of the Pacific), Series 2015, 5.00% 2030	1,000	1,136
Educational Facs. Auth., Rev. Ref. Bonds (University of the Pacific), Series 2015, 5.00% 2032	2,500	2,837
Enterprise Dev. Auth., Charter School Rev. Bonds (Academy for Academic Excellence Project), Series 2020-A, 5.00% 2040[1]	500	551
Enterprise Dev. Auth., Charter School Rev. Bonds (Academy for Academic Excellence Project), Series 2020-A, 5.00% 2050[1]	700	765
Enterprise Dev. Auth., Charter School Rev. Bonds (Academy for Academic Excellence Project), Series 2020-A, 5.00% 2055[1]	600	654
Enterprise Dev. Auth., Student Housing Rev. Bonds (Provident Group - SDSU Properties LLC), Series 2020-A, 5.00% 2045	600	706
Enterprise Dev. Auth., Student Housing Rev. Bonds (Provident Group - SDSU Properties LLC), Series 2020-A, 5.00% 2050	625	733
Enterprise Dev. Auth., Student Housing Rev. Bonds (Provident Group - SDSU Properties LLC), Series 2020-A, 5.00% 2055	825	961
G.O. Bonds, Series 2013-E, (SIFMA Municipal Swap Index + 0.43%) 0.49% 2029 (put 2023)[2]	1,500	1,502
G.O. Bonds, Series 2020, 5.00% 2030	1,000	1,255
G.O. Bonds, Series 2021, 5.00% 2031	750	858
G.O. Bonds, Series 2021, 5.00% 2032	620	709
G.O. Bonds, Series 2015, 5.25% 2032	5,000	5,665
G.O. Bonds, Series 2021, 5.00% 2034	620	709

296	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
G.O. Bonds, Series 2020, 5.00% 2035	$2,500	$3,097
G.O. Bonds, Series 2020, 5.00% 2036	2,545	3,149
G.O. Bonds, Series 2021, 4.00% 2041	10,000	11,488
G.O. Bonds, Series 2020, 4.00% 2041	500	543
G.O. Bonds, Series 2021, 5.00% 2041	5,000	6,256
G.O. Bonds, Series 2020, 4.00% 2046	6,000	6,735
G.O. Bonds, Series 2021, 5.00% 2046	990	1,223
G.O. Rev. Ref. Bonds, Series 2007, Assured Guaranty Municipal insured, 5.25% 2032	20,000	26,351
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028	5,940	7,224
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2029	4,000	4,967
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2030	815	1,037
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2035	3,000	3,716
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022 (escrowed to maturity)	2,550	2,588
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2032 (preref. 2025)	3,250	3,657
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2033 (preref. 2025)	1,950	2,194
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2045 (preref. 2025)	3,580	4,028
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A-1, 5.00% 2047 (preref. 2022)	445	452
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026 (escrowed to maturity)	7,750	7,301
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, AMBAC insured, 0% 2027 (escrowed to maturity)	2,730	2,520
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2021-B-2, , 0% 2066	57,935	9,257
Health Facs. Fncg. Auth., Rev. Bonds (Cedars-Sinai Medical Center), Series 2016-A, 5.00% 2036	500	573
Health Facs. Fncg. Auth., Rev. Bonds (Cedars-Sinai Medical Center), Series 2021-A, 4.00% 2048	17,260	19,571
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2021-B, 4.00% 2035	1,500	1,791
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2021-A, 4.00% 2035	1,365	1,630
Health Facs. Fncg. Auth., Rev. Bonds (Children’s Hospital of Orange County), Series 2021-A, 4.00% 2036	1,150	1,364
Health Facs. Fncg. Auth., Rev. Bonds (CommonSpirit Health), Series 2020-A, 4.00% 2049	1,000	1,097
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2025	755	840
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2042	2,500	2,915
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 4.00% 2044	12,940	14,304
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-A-2, 5.00% 2047	2,500	3,501
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2017-A, 5.00% 2042	1,475	1,740
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2014-A, 5.00% 2043	1,000	1,090
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2016-B, 5.00% 2055	2,000	2,281
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2017-A, 5.00% 2056	2,000	2,339
Health Facs. Fncg. Auth., Rev. Bonds (Marshall Medical Center), Series 2020-A, 4.00% 2040	4,500	5,116
Health Facs. Fncg. Auth., Rev. Bonds (Marshall Medical Center), Series 2020-A, 5.00% 2050	1,000	1,204
Health Facs. Fncg. Auth., Rev. Bonds (Presbyterian Homes and Services, Inc.), Series 2015, 5.00% 2022	100	102
Health Facs. Fncg. Auth., Rev. Bonds (Presbyterian Homes and Services, Inc.), Series 2015, 5.00% 2031	400	446
Health Facs. Fncg. Auth., Rev. Bonds (Presbyterian Homes and Services, Inc.), Series 2015, 5.00% 2039	400	446
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 4.00% 2034	500	548
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-B-2, 4.00% 2036 (put 2024)	2,000	2,147
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 4.00% 2036	650	712
Health Facs. Fncg. Auth., Rev. Bonds (St. Joseph Health System), Series 2013-A, 5.00% 2024	405	429
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)	7,375	7,791
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2035	1,500	1,783
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2036	2,000	2,374
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2037	1,000	1,186
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2041 (preref. 2025)	3,580	4,068

American Funds Tax-Exempt Funds	297

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Health Facs. Fncg. Auth., Rev. Green Bonds (Kaiser Permanente), Series 2017-C, 5.00% 2031 (put 2022)	$3,020	$3,119
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Cedars-Sinai Medical Center), Series 2015, 5.00% 2030	500	568
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Cedars-Sinai Medical Center), Series 2015, 5.00% 2031	1,300	1,475
Health Facs. Fncg. Auth., Rev. Ref. Bonds (El Camino Hospital), Series 2015-A, 5.00% 2030	3,000	3,327
Health Facs. Fncg. Auth., Rev. Ref. Bonds (El Camino Hospital), Series 2015-A, 5.00% 2040	8,700	9,594
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2046	3,950	4,434
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 4.00% 2051	3,550	3,967
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Memorial Health Services), Series 2012-A, 5.00% 2033	1,000	1,029
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-D, 1.70% 2033 (put 2022)	1,000	1,008
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2034	9,000	10,723
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-A, 5.00% 2034 (preref. 2025)	2,000	2,272
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-A, 5.00% 2035 (preref. 2025)	2,000	2,272
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2035	1,000	1,163
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 4.00% 2038	4,165	4,566
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2046	5,175	5,942
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2046 (preref. 2026)	3,565	4,160
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2040	1,000	1,198
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2050	1,500	1,773
Health Facs. Fncg. Auth., Social Rev. Bonds (On Lok Senior Health Services), Series 2020, 5.00% 2055	1,500	1,761
Housing Fin. Agcy., Municipal Certs., Series 2019-1, Class X, interest only, 0.29% 2035[2,3]	13,794	268
Housing Fin. Agcy., Municipal Certs., Series 2021-1, Class X, interest only, 0.796% 2035[2,3]	9,469	611
Housing Fin. Agcy., Municipal Certs., Series 2019-A-2, 4.00% 2033	25,019	27,740
Housing Fin. Agcy., Municipal Certs., Series 2021-1, Class X, interest only, 0.816% 2035[2,3]	18,305	1,178
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035	14,401	15,664
Housing Fin. Agcy., Municipal Certs., Series 2019-A-1, 4.25% 2035	965	1,096
Housing Fin. Agcy., Municipal Certs., Series 2021-A-3, 3.25% 2036	3,142	3,359
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2016-B-2, 4.00% 2032	1,830	2,030
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2017, 4.00% 2036	6,915	7,772
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2017, 4.00% 2041	7,200	8,054
Imperial Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2016-B-2, 5.00% 2041	1,425	1,635
Independent Cities Fin. Auth., Mobile Home Park Rev. Ref. Bonds (San Juan Mobile Estates), Series 2015, 5.00% 2030	2,000	2,199
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2036[1]	360	409
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2041[1]	390	439
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2046[1]	765	853
Independent Cities Fin. Auth., Sales Tax Rev. Bonds (City of Compton), Series 2021, Assured Guaranty Municipal insured, 4.00% 2051[1]	1,075	1,196
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2039	300	355
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2044	350	412
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2020-B, 4.00% 2045	850	948
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2049	1,625	1,905
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2020-B, 4.00% 2050	860	957
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2020-B, 4.00% 2055	915	1,009
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2030	1,080	1,238
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2032	1,140	1,305
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2033	1,105	1,264
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2015-B, (SIFMA Municipal Swap Index + 1.20%) 1.26% 2037 (put 2022)[2]	8,500	8,506
Infrastructure and Econ. Dev. Bank, Rev. Bonds (The Colburn School), Series 2019, 1.75% 2055 (put 2026)	4,500	4,542
Infrastructure and Econ. Dev. Bank, Rev. Bonds (WFCS Portfolio Projects), Series 2021-A-1, 5.00% 2056[1]	1,380	1,486

298	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Segerstrom Center for the Arts), Series 2016-B, 5.00% 2023	$1,050	$1,109
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Segerstrom Center for the Arts), Series 2016-B, 5.00% 2026	2,000	2,271
M-S-R Energy Auth., Gas Rev. Bonds, Series 2009-B, 6.50% 2039	2,110	3,186
Municipal Fin. Auth., Certs. of Part. (Palomar Health), Series 2021, 5.00% 2027[1]	5,305	6,052
Municipal Fin. Auth., Community Facs. Dist. No. 2020-6 (PV 400), Special Tax Bonds, Series 2021, 4.00% 2040	1,045	1,155
Municipal Fin. Auth., Community Facs. Dist. No. 2020-6 (PV 400), Special Tax Bonds, Series 2021, 4.00% 2046	1,305	1,429
Municipal Fin. Auth., Community Facs. Dist. No. 2020-6 (PV 400), Special Tax Bonds, Series 2021, 4.00% 2051	1,535	1,674
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2036	500	556
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 5.00% 2046	2,745	3,019
Municipal Fin. Auth., Rev. Bonds (Biola University), Series 2013, 5.00% 2042	1,000	1,050
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2036[1]	3,500	3,970
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.375% 2040[1]	2,335	2,610
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2015-A, 5.50% 2045[1]	2,800	3,123
Municipal Fin. Auth., Rev. Bonds (California Baptist University), Series 2016-A, 5.00% 2046[1]	750	839
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2027	300	353
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2028	150	180
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2029	225	269
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2030	225	268
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2031	425	504
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2032	225	267
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2033	450	533
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2034	150	177
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-A, 5.25% 2049	1,750	1,860
Municipal Fin. Auth., Rev. Bonds (Caritas Mobile Home Park), Series 2014-B, 5.875% 2049	490	515
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 3.00% 2022	965	967
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2023	1,195	1,234
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2025	1,295	1,396
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2033	1,170	1,318
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2035	500	562
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2040	2,750	3,059
Municipal Fin. Auth., Rev. Bonds (Clinicas del Camino Real, Inc.), Series 2020, 4.00% 2050	8,465	9,249
Municipal Fin. Auth., Rev. Bonds (Community Health Centers of the Central Coast, Inc.), Series 2021-A, 5.00% 2046[1]	170	194
Municipal Fin. Auth., Rev. Bonds (Community Health Centers of the Central Coast, Inc.), Series 2021-A, 5.00% 2054[1]	170	193
Municipal Fin. Auth., Rev. Bonds (Community Health System), Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2051	5,615	6,286
Municipal Fin. Auth., Rev. Bonds (Community Medical Centers), Series 2017-A, 5.00% 2022	1,300	1,300
Municipal Fin. Auth., Rev. Bonds (Community Medical Centers), Series 2017-A, 5.00% 2027	715	840
Municipal Fin. Auth., Rev. Bonds (Inland Christian Home), Series 2020, 4.00% 2030	1,120	1,309
Municipal Fin. Auth., Rev. Bonds (Inland Christian Home), Series 2020, 4.00% 2039	1,225	1,414
Municipal Fin. Auth., Rev. Bonds (Inland Christian Home), Series 2020, 4.00% 2049	2,665	3,026
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2039[1]	915	982
Municipal Fin. Auth., Rev. Bonds (John Adams Academies, Inc.), Series 2019-A, 5.00% 2057[1]	1,890	1,993
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2025	1,585	1,761
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2031	2,695	3,130
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2034	1,320	1,534
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2035	2,000	2,322
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2043	3,340	3,843
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 4.00% 2047	3,900	4,174
Municipal Fin. Auth., Rev. Bonds (LINXS APM Project), Series 2018-A, AMT, 5.00% 2047	9,115	10,431
Municipal Fin. Auth., Rev. Bonds (Pomona College), Series 2017, 4.00% 2048	1,550	1,783
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2029	390	457
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2030	250	297
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2031	1,250	1,484
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation Obligated Group), Series 2017-A, 5.00% 2032	1,175	1,409
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2029	1,000	1,176
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2030	1,500	1,761
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2031	650	762

American Funds Tax-Exempt Funds	299

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2032	$1,000	$1,172
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2033	1,000	1,172
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2035	1,000	1,171
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2036	1,150	1,346
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2043	4,380	5,090
Municipal Fin. Auth., Rev. Bonds (University of San Diego), Series 2019-A, 5.00% 2049	1,600	1,905
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2023	600	630
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2024	600	653
Municipal Fin. Auth., Rev. Ref. Bonds (Azusa Pacific University Project), Series 2015-B, 5.00% 2041	2,500	2,709
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2030	750	870
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2033	500	578
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2034	440	508
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2039	615	706
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2033	1,450	1,695
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2033	650	760
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2034	2,675	3,129
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2034	600	702
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2035	2,000	2,337
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2035	625	730
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2036	1,000	1,169
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2036	600	701
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2037	1,250	1,461
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2037	600	701
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2042	1,250	1,456
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2042	1,000	1,165
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-B, 5.00% 2047	4,010	4,643
Municipal Fin. Auth., Rev. Ref. Bonds (Eisenhower Medical Center), Series 2017-A, 5.00% 2047	1,000	1,158
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2032	1,500	1,693
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2039	1,000	1,118
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2033	1,250	1,359
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2034	775	842
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2035	1,185	1,286
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2036	2,120	2,297
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2037	2,850	3,084
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2039	2,750	2,967
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2044	300	323
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 5.00% 2044	6,500	7,398
Municipal Fin. Auth., Rev. Ref. Bonds (Inland Regional Center Project), Series 2015, 5.00% 2032	3,000	3,348
Municipal Fin. Auth., Rev. Ref. Bonds (Inland Regional Center Project), Series 2015, 5.00% 2037	4,000	4,438
Municipal Fin. Auth., Rev. Ref. Bonds (Inland Regional Center Project), Series 2015, 5.00% 2045	4,000	4,398
Municipal Fin. Auth., Rev. Ref. Bonds (Jurupa Unified School Dist. Wineville School Project), Series 2015-A, BAM insured, 5.00% 2042	4,500	4,952
Municipal Fin. Auth., Rev. Ref. Bonds (University of San Diego), Series 2012-A, 5.00% 2031	1,475	1,518
Municipal Fin. Auth., Rev. Ref. Bonds (University of San Diego), Series 2012-A, 5.00% 2032	1,025	1,055
Municipal Fin. Auth., Senior Living Rev. Bonds (Mt. San Antonio Gardens Project), Series 2019, 5.00% 2039	425	484
Municipal Fin. Auth., Senior Living Rev. Ref. Bonds (Pilgrim Place in Claremont), Series 2016-A, 5.00% 2031	500	591
Municipal Fin. Auth., Social Rev. Bonds (HealthRIGHT 360), Series 2019-A, 5.00% 2039[1]	1,250	1,377
Municipal Fin. Auth., Social Rev. Bonds (HealthRIGHT 360), Series 2019-A, 5.00% 2049[1]	575	628
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2009-A, 1.30% 2039 (put 2025)[1]	1,450	1,453
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2017-A, AMT, 0.70% 2044 (put 2023)	3,025	3,014
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2019-A, AMT, 2.40% 2044 (put 2029)	6,100	6,289
Municipal Fin. Auth., Special Fin. Agcy. XII, Essential Housing Rev. Bonds (Allure Apartments), Series 2022-A-1, 3.25% 2057[1]	2,255	1,860
Municipal Fin. Auth., Special Fin. Agcy., Essential Housing Rev. Bonds (Latitude 33), Series 2021-A-1, 3.00% 2056[1]	300	242
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 3.00% 2022	40	40
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 3.00% 2023	110	111
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2024	120	125

300	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2025	$145	$152
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2026	165	174
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2027	190	201
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2028	210	223
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2029	240	256
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2030	265	284
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2036	1,920	2,062
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2036	535	589
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2041	2,875	3,059
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2041	655	718
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2046	1,475	1,552
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2046	1,095	1,190
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-C, 4.00% 2051	1,995	2,093
Municipal Fin. Auth., Special Tax Rev. Bonds (Bold Program), Series 2021-A, 4.00% 2051	1,505	1,632
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2030	600	714
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2038	1,000	1,173
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2040	4,610	5,391
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis I, LLC - West Village Student Housing Project), Series 2018, 5.00% 2043	5,525	6,427
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2041	280	320
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 4.00% 2046	1,095	1,237
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2051	2,565	2,591
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 3.00% 2054	2,570	2,586
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside I, LLC - UCR Student Housing Project), Series 2018, 5.00% 2043	2,000	2,327
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside I, LLC - UCR Student Housing Project), Series 2018, 5.00% 2052	7,500	8,648
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside II, LLC - UCR Student Housing Project), Series 2019, 5.00% 2049	2,510	2,919
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside II, LLC - UCR Student Housing Project), Series 2019, 5.00% 2052	3,500	4,062
Municipal Fin. Auth., Student Housing Rev. Bonds (UCR Dundee-Glasgow Student Housing Project), Series 2018, BAM insured, 5.00% 2052	1,500	1,754
Pollution Control Fncg. Auth., Rev. Bonds (San Jose Water Co. Project), Series 2016, AMT, 4.75% 2046	11,475	12,826
Pollution Control Fncg. Auth., Solid Waste Disposal Rev. Ref. Bonds (Waste Management, Inc. Project), Series 2015-B-2, AMT, 3.125% 2040 (put 2025)	2,000	2,130
Pollution Control Fncg. Auth., Water Furnishing Rev. Bonds (San Diego County Water Auth. Desalination Project Pipeline), Series 2019, 5.00% 2023[1]	1,085	1,148
Public Fin. Auth., Charter School Rev. Bonds (LaVerne Elementary Preparatory Academy Project), Series 2019-A, 5.00% 2039[1]	1,370	1,397
Public Fin. Auth., Charter School Rev. Bonds (LaVerne Elementary Preparatory Academy Project), Series 2019-A, 5.00% 2049[1]	1,900	1,932
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2023	1,080	1,142
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2027	1,375	1,596
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2023	200	213
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2037	2,000	2,287
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, 5.00% 2047	4,025	4,546
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-B, 4.00% 2051 (put 2031)	690	805
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2025	440	462
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2030	490	552
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2043	10,155	11,361
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-3, 2.125% 2027[1]	810	813

American Funds Tax-Exempt Funds	301

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-B-2, 2.375% 2028[1]	$750	$753
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2036[1]	375	429
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2046[1]	395	441
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2051[1]	90	100
Public Fin. Auth., Senior Living Rev. and Rev. Ref. Green Bonds (Enso Village Project), Series 2021-A, 5.00% 2056[1]	355	395
Public Works Board, Lease Rev. Bonds, Series 2021-C, 4.00% 2046	3,870	4,384
Public Works Board, Lease Rev. Bonds (Dept. of Corrections, Various State Prisons), Series 2019-D, 5.00% 2028	1,630	1,980
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2021-D, 4.00% 2038	2,920	3,363
Public Works Board, Lease Rev. Green Bonds (Dept. of General Services,
Sacramento Region New Natural Resources Headquarters), Series 2021-C, 5.00% 2034	1,500	1,916
Public Works Board, Lease Rev. Green Bonds (Dept. of General Services, Sacramento Region New Natural Resources Headquarters), Series 2021-C, 4.00% 2037	1,750	2,023
Public Works Board, Lease Rev. Green Bonds (Dept. of General Services,
Sacramento Region New Natural Resources Headquarters), Series 2021-C, 4.00% 2038	1,500	1,728
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2029	3,000	3,689
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2030	1,000	1,243
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2032	3,500	4,530
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2032	700	888
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2035	665	841
School Fin. Auth., Charter School Rev. Bonds (Aspire Public Schools Obligated Group - Issue No. 5), Series 2021-A, 4.00% 2051[1]	800	859
School Fin. Auth., Charter School Rev. Bonds (Aspire Public Schools Obligated Group - Issue No. 5), Series 2021-A, 4.00% 2061[1]	2,275	2,419
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 4.00% 2027[1]	750	796
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2032[1]	2,500	2,857
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2037[1]	1,485	1,691
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2013-A-1, 7.375% 2043 (preref. 2022)	3,390	3,540
School Fin. Auth., Charter School Rev. Bonds (Classical Academies Project), Series 2017-A, 5.00% 2044[1]	2,805	3,162
School Fin. Auth., Charter School Rev. Bonds (Downtown College Prep Obligated Group), Series 2016, 4.75% 2036[1]	1,365	1,456
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2029[1]	3,345	3,738
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2035[1]	500	551
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2041[1]	3,000	3,270
School Fin. Auth., Charter School Rev. Bonds (Equitas Academy Obligated Group), Series 2018-A, 5.00% 2048[1]	2,795	3,031
School Fin. Auth., Charter School Rev. Bonds (Fenton Charter Public Schools Obligated Group), Series 2020-A, 5.00% 2040[1]	750	842
School Fin. Auth., Charter School Rev. Bonds (Fenton Charter Public Schools Obligated Group), Series 2020-A, 5.00% 2050[1]	750	834
School Fin. Auth., Charter School Rev. Bonds (Fenton Charter Public Schools Obligated Group), Series 2020-A, 5.00% 2058[1]	1,625	1,797
School Fin. Auth., Charter School Rev. Bonds (Larchmont Charter School Project), Series 2018-A, 5.00% 2055[1]	1,000	1,088
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2017-A, 5.00% 2034[1]	750	821
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2016-A, 5.00% 2036[1]	1,000	1,076
School Fin. Auth., Charter School Rev. Bonds (Rocketship Education Obligated Group), Series 2016-A, 5.00% 2046[1]	750	800
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2030[1]	315	355
School Fin. Auth., Charter School Rev. Bonds (Rocketship Public Schools Obligated Group), Series 2017-G, 5.00% 2047[1]	250	273
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2017-A, 5.00% 2030[1]	1,830	2,051
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2017-A, 5.00% 2037[1]	2,105	2,316
School Fin. Auth., Educational Facs. Rev. Bonds (River Springs Charter School Project), Series 2015-A, 6.375% 2046[1]	7,035	7,812
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2043[1]	1,750	1,946
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2049[1]	1,900	2,103

302	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
State issuers (continued)
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2054[1]	$5,000	$5,526
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2017-A, 5.00% 2037[1]	860	982
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2054[1]	2,150	2,497
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 5.00% 2037[1]	1,455	1,633
School Fin. Auth., School Fac. Rev. Ref. Bonds (High Tech High Learning Project), Series 2017-A, 5.00% 2049[1]	5,400	5,959
Regents of the University of California, G.O. Rev. Bonds, Series 2020-BE, 4.00% 2047	4,855	5,476
Regents of the University of California, G.O. Rev. Bonds, Series 2018-AZ, 5.00% 2048	10,230	12,214
Regents of the University of California, G.O. Rev. Bonds, Series 2013-AK, 5.00% 2048 (put 2023)	3,490	3,681
Regents of the University of California, Limited Project Rev. Bonds, Series 2016-K, 5.00% 2034	750	860
Regents of the University of California, Limited Project Rev. Bonds, Series 2016-K, 5.00% 2035	3,750	4,298
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 5.00% 2046	1,685	2,079
Regents of the University of California, Limited Project Rev. Bonds, Series 2021-Q, 4.00% 2051	3,750	4,252
Regents of the University of California, Limited Project Rev. Ref. Bonds, Series 2018-O, 5.00% 2048	1,900	2,264
Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2016-L, 4.00% 2038	1,000	1,088
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045	990	1,028
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2019-A, 4.00% 2049	5,395	5,764
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2020-A, 3.00% 2050	2,280	2,387
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2018-CR, 4.00% 2048	12,725	13,546
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049	13,165	14,043
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050	6,345	6,643
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2015-CM, AMT, 2.45% 2031	1,090	1,101
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2016-CN, 3.50% 2045	3,740	3,870
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2034	3,500	4,454
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2016-AW, 4.00% 2035	20,840	23,083
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2020-BB, 5.00% 2035	190	242
		943,266

City, county & other issuers 63.35%
City of Adelanto, Public Utility Auth., Rev. Ref. Bonds (Utility System Project), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2039	2,000	2,353
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2025	1,200	1,277
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2026	4,475	4,758
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2035	2,500	2,730
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2036	1,500	1,726
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2037	2,000	2,182
Alameda Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2004, Assured Guaranty Municipal insured, 0% 2024	3,500	3,391
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2042	1,000	1,087
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2016, 5.00% 2046	500	542
City of Alameda, Community Facs. Dist. No. 2013-1 (Alameda Landing Public Improvements), Special Tax Bonds, Series 2021, 4.00% 2051	12,200	13,392
City of Alhambra, Rev. Ref. Bonds (Atherton Baptist Homes Project), Series 2016, 5.00% 2029	225	256
Azusa Unified School Dist., G.O. Bonds, 2014 Election, Series 2019-C, 5.00% 2044	1,000	1,212
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, 5.00% 2032	455	533
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, 5.00% 2036	655	764
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, 5.00% 2035	600	701
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2044	2,810	3,346
City of Azusa, Community Facs. Dist. No. 2005-1 (Rosedale), Improvement Area No. 2, Special Tax Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2049	1,930	2,288
Baldwin Park Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2031	6,420	7,073

American Funds Tax-Exempt Funds	303

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Banning Unified School Dist., G.O. Rev. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2035	$955	$1,121
Banning Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2031	1,500	1,646
Banning Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2032	1,000	1,094
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-B, 5.00% 2023 (preref. 2022)	80	81
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Episcopal Senior Communities), Series 2012-A, 5.00% 2047 (preref. 2022)	1,200	1,222
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2035	230	240
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Sharp HealthCare), Series 2014-A, 5.00% 2043	1,000	1,058
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Senior Living Rev. Bonds (Odd Fellows Home of California), Series 2012-A, 5.00% 2032	5,000	5,235
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 0.96% 2045 (put 2023)[2]	1,400	1,406
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-B-1, (SIFMA Municipal Swap Index + 1.10%) 1.16% 2045 (put 2024)[2]	5,675	5,757
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-S-7, 4.00% 2047	9,000	9,996
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-A, 2.00% 2056 (put 2028)	6,200	6,321
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2019-S-8, 5.00% 2056 (preref. 2029)	17,000	21,173
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-F-1, 5.00% 2056 (preref. 2027)	3,510	4,158
Beaumont Unified School Dist., Community Facs. Dist. No. 2018-1, Improvement Area No. 1, Special Tax Bonds, Series 2020, 4.00% 2045	1,000	1,093
Beaumont Unified School Dist., Community Facs. Dist. No. 2018-1, Improvement Area No. 1, Special Tax Bonds, Series 2020, 4.00% 2050	1,250	1,361
City of Beaumont, Community Facs. Dist. No. 2016-1 (Fairway Canyon), Special Tax Bonds, Series 2019, 5.00% 2044	900	1,006
City of Beaumont, Community Facs. Dist. No. 2016-1 (Fairway Canyon), Special Tax Bonds, Series 2019, 5.00% 2049	400	446
City of Beaumont, Community Facs. Dist. No. 2016-2 (Sundance), Special Tax Rev. Bonds, Series 2019, 5.00% 2044	1,000	1,109
City of Beaumont, Community Facs. Dist. No. 2016-2 (Sundance), Special Tax Rev. Bonds, Series 2019, 5.00% 2049	1,000	1,105
City of Beaumont, Community Facs. Dist. No. 93-1, Improvement Area No. 8C, Special Tax Bonds, Series 2018-A, 5.00% 2043	1,605	1,798
City of Beaumont, Community Facs. Dist. No. 93-1, Improvement Area No. 8C, Special Tax Bonds, Series 2018-A, 5.00% 2048	5,715	6,375
City of Beaumont, Community Facs. Dist. No. 93-1, Improvement Area No. 8D, Special Tax Bonds, Series 2018-A, 5.00% 2043	565	633
City of Beaumont, Community Facs. Dist. No. 93-1, Improvement Area No. 8D, Special Tax Bonds, Series 2018-A, 5.00% 2048	1,000	1,116
City of Beaumont, Community Facs. Dist. No. 93-1, Improvement Area No. 8E, Special Tax Bonds, Series 2019, 5.00% 2048	2,500	2,789
Brentwood Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2048	4,970	5,535
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-A, 5.00% 2027	600	710
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-A, 5.00% 2028	500	604
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 4.25% 2032	1,350	1,365
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 5.00% 2035	1,300	1,322
Casitas Municipal Water Dist., Community Facs. Dist. No. 2013-1, Special Tax Bonds, Series 2019, BAM insured, 4.00% 2047	1,745	1,925
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2024	300	318
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2025	300	324
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2026	275	301

304	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2027	$300	$333
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2028	250	280
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2029	250	283
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2030	275	313
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2014-B, Assured Guaranty Municipal insured, 5.00% 2030	1,050	1,146
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2031	375	428
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2031	300	341
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2032	525	600
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-A, BAM insured, 4.00% 2034	1,000	1,144
Centinela Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-C, Assured Guaranty Municipal insured, 4.00% 2033	2,500	2,743
Central Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2048	13,165	15,199
Cerritos Community College Dist., G.O. Bonds, 2004 Election, Series 2012-D, 5.00% 2038 (preref. 2022)	1,000	1,023
Chabot-Las Positas Community College Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 4.00% 2042	1,500	1,679
Chaffey Community College Dist., G.O. Bonds, 2018 Election, Series 2019-A, 4.00% 2043	6,000	6,784
Chaffey Joint Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2012 Election, Series 2019-D, 0% 2027	895	814
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2041	2,000	2,213
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2046	1,515	1,656
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2051	1,740	1,897
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2033	260	288
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2035	280	310
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2036	290	320
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2037	300	331
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2038	315	347
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2039	325	358
City of Chino, Community Facs. Dist. No. 2016-1 (Bickmore 185), Special Tax Bonds, Series 2020, 4.00% 2045	2,250	2,460
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2022	180	183
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2023	190	197
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2024	195	206
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2025	205	220
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2026	210	228
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2027	220	241
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2028	230	255
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2035	900	995
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2040	955	1,050
City of Chino, Community Facs. Dist. No. 2019-1 (The Landings), Special Tax Bonds, Series 2020, 4.00% 2051	1,145	1,246
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2030	1,010	1,135
City of Chino, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2031	500	561
City of Chula Vista, Community Facs. Dist. No. 16-I (Millenia), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2041	380	417
City of Chula Vista, Community Facs. Dist. No. 16-I (Millenia), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2046	500	545
City of Chula Vista, Community Facs. Dist. No. 16-I (Millenia), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2051	1,020	1,109
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2022	1,455	1,491
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2029	890	1,029

American Funds Tax-Exempt Funds	305

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030	$920	$1,061
City of Chula Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2034	1,180	1,358
City of Clovis, Wastewater Rev. Bonds, Series 2017, BAM insured, 5.00% 2036	1,155	1,354
City of Clovis, Wastewater Rev. Bonds, Series 2017, BAM insured, 5.00% 2037	1,150	1,348
City of Clovis, Wastewater Rev. Bonds, Series 2017, BAM insured, 5.00% 2038	515	602
Clovis Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006-B, National insured, 0% 2030	2,300	1,915
Coachella Valley Unified School Dist., G.O. Bonds, 2005 Election, Series 2016-E, Assured Guaranty Municipal insured, 4.00% 2045	6,555	7,177
Colton Joint Unified School Dist., G.O. Bonds, 2008 Election, Series 2016-D, BAM insured, 4.00% 2030	1,300	1,435
Colton Joint Unified School Dist., G.O. Bonds, 2008 Election, Series 2016-D, BAM insured, 4.00% 2031	1,200	1,322
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2032 (preref. 2026)	1,065	1,238
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2033 (preref. 2026)	1,080	1,256
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2034 (preref. 2026)	1,355	1,576
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2035 (preref. 2026)	1,515	1,762
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2037 (preref. 2026)	1,875	2,180
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2018-A, BAM insured, 5.00% 2038 (preref. 2026)	2,075	2,413
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2035	1,000	683
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2038	1,250	765
City of Concord, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2023	925	966
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 5.00% 2034	800	881
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 4.00% 2040	350	385
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 4.00% 2045	700	765
City of Corona, Community Facs. Dist. No. 2018-1 (Bedford), Special Tax Bonds, Series 2018-A, 4.00% 2050	1,450	1,579
Corona-Norco Unified School Dist., Community Facs. Dist. No. 05-1, Special Tax Bonds, Series 2016, 5.00% 2036	2,010	2,264
Corona-Norco Unified School Dist., G.O. Bonds, 2014 Election, Series 2019-C, 4.00% 2049	2,500	2,801
Cotati-Rohnert Park Unified School Dist., G.O. Bonds, 2014 Election, Series 2018-E, BAM insured, 4.00% 2043	2,000	2,209
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (1818 Platinum Triangle - Anaheim), Series 2021-A-2, 3.25% 2057[1]	4,610	3,960
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (City of Orange Portfolio), Series 2021-B, 4.00% 2057[1]	2,070	1,829
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Escondido Portfolio), Series 2021-A-2, 4.00% 2058[1]	875	816
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Pasadena Portfolio), Series 2021-A-2, 3.00% 2056[1]	1,010	809
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Theo - Pasadena), Series 2021-A-2, 3.25% 2057[1]	3,030	2,562
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Union South Bay), Series 2021-A-2, 4.00% 2056[1]	5,285	5,293
CSCDA Community Improvement Auth., Essential Housing Social Rev. Bonds (Westgate Phase 1 - Pasadena), Series 2021-A-2, 3.125% 2057[1]	5,665	4,549
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2030	225	252
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2031	265	296
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2032	275	306
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2033	265	295
City of Dixon, Community Facs. Dist. No. 2019-1, Special Tax Bonds (Homestead), Series 2021, 4.00% 2051	2,715	2,915
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 4.00% 2027	335	365
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 4.00% 2029	200	221

306	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 4.00% 2031	$130	$143
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 4.00% 2045	920	995
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 4.00% 2051	2,240	2,410
East Side Union High School Dist., G.O. Rev. Ref. Bonds, Series 2020, BAM insured, 5.00% 2023	1,000	1,063
Eastern Municipal Water Dist., Community Facs. Dist. No. 2013-64 (Atherton and Terracina), Special Tax Bonds, Series 2019, 5.00% 2045	850	945
Eastern Municipal Water Dist., Community Facs. Dist. No. 2013-64 (Atherton and Terracina), Special Tax Bonds, Series 2020, 4.00% 2050	1,550	1,691
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2027	85	93
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2028	85	93
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2029	90	100
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.125% 2037	110	99
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.125% 2038	120	108
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.25% 2039	125	113
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 2.25% 2040	100	90
Eastern Municipal Water Dist., Community Facs. Dist. No. 2015-71 (Promontory), Special Tax Bonds, Series 2021, 4.00% 2051	525	576
Eastern Municipal Water Dist., Community Facs. Dist. No. 2016-74 (Menifee Town Center), Improvement Area A, Special Tax Bonds, Series 2021, 4.00% 2040	1,075	1,194
Eastern Municipal Water Dist., Community Facs. Dist. No. 2016-74 (Menifee Town Center), Improvement Area A, Special Tax Bonds, Series 2021, 4.00% 2046	770	847
Eastern Municipal Water Dist., Community Facs. Dist. No. 2016-74 (Menifee Town Center), Improvement Area A, Special Tax Bonds, Series 2021, 4.00% 2051	1,030	1,130
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2036	2,275	2,538
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2041	2,085	2,313
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 4.00% 2038	2,000	2,336
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2025	2,560	2,627
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 4.00% 2032	2,500	2,670
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2032	1,000	1,129
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2033	1,000	1,128
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2033	945	1,063
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2034	1,000	1,127
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2035	1,150	1,293
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2035	1,000	1,127
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2021, 4.00% 2036	440	483
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2021, 4.00% 2041	1,000	1,090
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2041	4,680	5,253
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2043	2,890	3,224
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2021, 4.00% 2046	1,280	1,386
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2016, 5.00% 2046	8,065	8,999
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2018, 5.00% 2048	2,500	2,777
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2020, 4.00% 2050	1,000	1,080
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2021, 4.00% 2051	1,785	1,925
Elk Grove Unified School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2012, Assured Guaranty Municipal insured, 4.00% 2033	2,535	2,600
Elk Grove Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2048	1,000	1,084
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2023	1,500	1,594

American Funds Tax-Exempt Funds	307

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Emeryville, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2026	$2,000	$2,195
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2020-A, 4.00% 2045	1,450	1,634
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2017-A, 5.00% 2046	2,000	2,334
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2032	1,315	1,024
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2036	2,430	1,623
Etiwanda School Dist., G.O. Bonds, Capital Appreciation Bonds, 2016 Election, Series 2020-A, 0% 2037	1,575	1,013
Fairfield-Suisun Unified School Dist., G.O. Bonds, 2016 Election, Series 2018, 4.00% 2041	5,760	6,335
City of Folsom, Folsom Ranch Fncg. Auth., Community Facs. Dist. No. 21 (White Rock Springs Ranch), Special Tax Rev. Bonds, Series 2021, 4.00% 2046	465	505
City of Folsom, Folsom Ranch Fncg. Auth., Community Facs. Dist. No. 21 (White Rock Springs Ranch), Special Tax Rev. Bonds, Series 2021, 4.00% 2050	500	542
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 1, G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2004-B, National insured, 0% 2026	1,000	927
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2039	1,000	1,113
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 3, G.O. Bonds, 2007 Election, Series 2019-D, Assured Guaranty Municipal insured, 4.00% 2040	8,715	9,698
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 4, G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2006-A, National insured, 0% 2031	1,865	1,502
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2030	2,080	2,228
City of Fontana, Community Facs. Dist. No. 31 (Citrus Heights North), Special Tax Rev. Ref. Bonds, Series 2018, 5.00% 2034	1,255	1,411
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2029	130	144
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2035	100	109
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2045	700	758
City of Fontana, Community Facs. Dist. No. 87 (El Paseo), Special Tax Bonds, Series 2021, 4.00% 2041	500	554
City of Fontana, Community Facs. Dist. No. 90 (Summit at Rosena Phase 1), Special Tax Bonds, Series 2021, 4.00% 2041	1,050	1,159
City of Fontana, Community Facs. Dist. No. 90 (Summit at Rosena Phase 1), Special Tax Bonds, Series 2021, 4.00% 2046	450	493
City of Fontana, Community Facs. Dist. No. 90 (Summit at Rosena Phase 1), Special Tax Bonds, Series 2021, 4.00% 2051	525	574
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2013-B-2, 3.50% 2053	3,120	3,272
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Series 2013-B-1, 3.95% 2053	3,500	3,717
Foothill/Eastern Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015-A, Assured Guaranty Municipal insured, 0% 2035	2,000	1,437
City of Fremont, Community Facs. Dist. No. 1 (Pacific Commons), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	2,220	2,445
City of Fremont, Community Facs. Dist. No. 2 (Warm Springs Public Facs.), Special Tax Bonds, Series 2019, 5.00% 2044	1,000	1,114
City of Fremont, Community Facs. Dist. No. 2 (Warm Springs Public Facs.), Special Tax Bonds, Series 2019, 5.00% 2049	1,550	1,720
Fresno Unified School Dist., G.O. Bonds, Series 2018-A, 5.00% 2039 (preref. 2026)	1,830	2,128
Fresno Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, 3.00% 2055	2,000	2,034
Fresno Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, 4.00% 2034	3,000	3,302
City of Garden Grove, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Bonds, Series 2016, BAM insured, 5.00% 2029	1,500	1,710
Gilroy Unified School Dist., G.O. Bonds, 2016 Election, Series 2021, 4.00% 2042	400	457
City of Glendale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Central Glendale Redev. Project), Series 2016, BAM insured, 4.00% 2023	500	527
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2031	150	172
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2032	160	183
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2044	1,125	1,277
Golden Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2049	1,430	1,617
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 3.00% 2024	125	129
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 3.00% 2025	130	134

308	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2026	$135	$146
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2027	140	152
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2028	145	159
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2029	150	165
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2030	155	172
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2032	170	189
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2046	470	517
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2051	650	713
Golden Valley Unified School Dist., Fin. Auth., Local Agcy. Rev. Bonds, Series 2021-A, 4.00% 2056	1,000	1,095
Grossmont Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2008, 0% 2032	7,000	5,547
Hartnell Community College Dist., G.O. Bonds, 2016 Election, Series 2017-A, 4.00% 2047	4,555	5,054
Hastings Campus Housing Fin. Auth., Campus Housing Rev. Green Bonds, Series 2020-A, 5.00% 2061	1,500	1,691
Hayward Unified School Dist., G.O. Bonds, 2018 Election, Series 2020, Assured Guaranty Municipal insured, 4.00% 2050	1,000	1,128
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2044	8,000	9,612
Hayward Unified School Dist., G.O. Bonds, 2019 Election, Series 2019-A, BAM insured, 4.00% 2048	2,000	2,237
Hayward Unified School Dist., G.O. Rev. Ref. Bonds, 2019 Election, Series 2019-A, BAM insured, 5.00% 2040	1,000	1,206
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2024	195	206
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2027	240	262
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2029	275	305
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2031	310	345
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2034	375	417
Hemet Unified School Dist., Community Facs. Dist. 2005-6, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2036	225	250
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2024	225	245
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028	1,220	1,333
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2032	540	588
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2033	580	631
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2034	350	381
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2039	1,850	2,008
City of Indian Wells, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Consolidated Whitewater Redev. Project Area), Series 2016-A, National insured, 4.00% 2030	1,250	1,375
City of Indian Wells, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Consolidated Whitewater Redev. Project Area), Series 2016-A, National insured, 4.00% 2031	1,250	1,372
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2033	1,250	1,462
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2034	500	585
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2035	415	485
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2038	1,000	1,165
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2029	230	265
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2030	500	576
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2033	500	575
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2034	685	786
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2036	800	917
Inglewood Unified School Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2018-B, BAM insured, 5.00% 2038	650	744
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 1, Special Tax Bonds, Series 2014, 5.00% 2044	2,705	2,926
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 1, Special Tax Bonds, Series 2014, 5.00% 2049	1,000	1,081
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 4, Special Tax Bonds, Series 2016, 4.00% 2028	825	886
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 4, Special Tax Bonds, Series 2016, 4.00% 2031	400	428
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 4, Special Tax Bonds, Series 2016, 4.00% 2033	1,615	1,727
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 4, Special Tax Bonds, Series 2016, 4.00% 2049	1,800	1,918

American Funds Tax-Exempt Funds	309

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2035	$550	$625
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2037	650	738
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2038	1,000	1,134
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2043	2,670	3,024
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, 5.00% 2048	5,250	5,925
City of Irvine, Community Facs. Dist. No. 2013-3 (Great Park), Improvement Area No. 8, Special Tax Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2051	1,250	1,423
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2024	2,250	2,466
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2024	825	877
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2025	710	754
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2028	1,050	1,113
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2029	2,600	2,909
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2030	1,700	1,896
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2032	800	891
City of Irvine, Reassessment Dist. No. 15-2, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2042	1,000	1,108
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2026	330	384
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2027	375	447
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2028	525	640
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2029	500	621
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2030	350	433
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2031	635	783
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2032	680	837
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2034	1,155	1,416
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 4.00% 2036	1,840	2,117
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 4.00% 2037	1,285	1,473
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2044	1,000	1,209
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, BAM insured, 4.00% 2046	1,350	1,565
Irvine Unified School Dist., Community Facs. Dist. No. 01-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2031	2,000	2,209
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2030	370	431
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2034	435	528
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2034	250	290
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2035	250	303
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2035	250	290
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2036	350	406
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2036	270	327
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2037	570	640
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2037	270	313
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2038	550	616
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2039	635	710
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2039	820	945
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2040	810	932

310	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-C, BAM insured, 5.00% 2042	$1,000	$1,152
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-B, BAM insured, 5.00% 2042	1,000	1,152
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2044	2,400	2,716
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2018-A, BAM insured, 5.00% 2045	1,500	1,721
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2049	3,000	3,374
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2050	11,195	12,739
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-C, BAM insured, 4.00% 2053	1,250	1,351
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 4.00% 2054	12,170	13,664
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2020-A, BAM insured, 4.00% 2054	3,000	3,410
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-D, BAM insured, 5.00% 2057	1,665	1,893
City of Jurupa, Community Facs. Dist. No. 33 (Eastvale Area), Improvement Area No. 2, Special Tax Bonds, Series 2014-A, 5.00% 2043	3,140	3,358
City of Jurupa, Community Facs. Dist. No. 52 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2050	500	544
City of Jurupa, Community Facs. Dist. No. 54 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2041	420	466
City of Jurupa, Community Facs. Dist. No. 54 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2046	450	496
City of Jurupa, Community Facs. Dist. No. 54 (Eastvale Area), Special Tax Bonds, Series 2021-A, 4.00% 2051	875	960
City of Jurupa, Community Facs. Dist. No. 55 (Eastvale Area), Special Tax Bonds, Series 2020-A, 4.00% 2045	500	548
City of Jurupa, Community Facs. Dist. No. 55 (Eastvale Area), Special Tax Bonds, Series 2020-A, 4.00% 2050	500	545
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2027	2,000	2,186
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2042	1,000	1,089
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2029	1,755	2,026
Jurupa Unified School Dist., Community Facs. Dist. No. 11, Special Tax Bonds, Series 2018-B, 5.00% 2043	1,165	1,299
Jurupa Unified School Dist., Community Facs. Dist. No. 11, Special Tax Bonds, Series 2018-B, 5.00% 2048	2,265	2,515
Jurupa Unified School Dist., Community Facs. Dist. No. 17, Special Tax Bonds, Series 2018-A, 5.00% 2048	1,815	2,023
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2047	3,605	4,078
County of Kern, RNR School Fncg. Auth., Community Facs. Dist. No. 92-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2037	1,500	1,722
County of Kern, RNR School Fncg. Auth., Community Facs. Dist. No. 92-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2041	3,000	3,427
La Mesa-Spring Valley School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2046	965	1,067
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2013-A, 5.00% 2028 (preref. 2023)	2,130	2,268
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2029 (preref. 2024)	1,000	1,099
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2032 (preref. 2024)	1,515	1,666
City of La Quinta, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Redev. Project Area No. 1 and No. 2), Series 2014-A, 5.00% 2034 (preref. 2024)	2,150	2,364
City of La Verne, Rev. Certs. of Part. (Brethren Hillcrest Homes), Series 2014, 5.00% 2036 (preref. 2022)	1,350	1,381
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2021, 4.00% 2042	150	166
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2021, 4.00% 2046	200	220
City of Lake Elsinore, Community Facs. Dist. No. 2006-1 (Summerly), Special Tax Bonds, Series 2021, 4.00% 2051	500	548
City of Lake Elsinore, Community Facs. Dist. No. 2019-1 (Westlake), Special Tax Bonds, Series 2021, 4.00% 2041	350	387
City of Lake Elsinore, Community Facs. Dist. No. 2019-1 (Westlake), Special Tax Bonds, Series 2021, 4.00% 2046	450	493
City of Lake Elsinore, Community Facs. Dist. No. 2019-1 (Westlake), Special Tax Bonds, Series 2021, 4.00% 2051	700	765
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2024	415	451
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2025	1,260	1,406
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2029	1,370	1,514
City of Lake Elsinore, Public Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2015, 5.00% 2035	4,585	5,038
City of Lake Elsinore, School Fncg. Auth., Special Tax Rev. Bonds, Series 2017-A, 5.00% 2030	500	585

American Funds Tax-Exempt Funds	311

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02, Improvement Area No. B, Special Tax Bonds, Series 2019, BAM insured, 5.00% 2035	$100	$121
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02, Improvement Area No. B, Special Tax Bonds, Series 2019, BAM insured, 5.00% 2036	170	206
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02, Improvement Area No. B, Special Tax Bonds, Series 2019, BAM insured, 5.00% 2037	180	218
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02, Improvement Area No. B, Special Tax Bonds, Series 2019, BAM insured, 5.00% 2038	150	181
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02, Improvement Area No. B, Special Tax Bonds, Series 2019, BAM insured, 5.00% 2039	120	144
Lake Elsinore Unified School Dist., Community Facs. Dist. No. 2006-02, Improvement Area No. B, Special Tax Bonds, Series 2019, BAM insured, 5.00% 2047	2,250	2,669
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2040	80	88
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2045	175	191
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Bonds, Series 2020, 4.00% 2049	425	463
City of Lee Lake, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013-A, 5.25% 2027	2,000	2,126
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2024	1,115	1,138
City of Long Beach, Bond Fin. Auth., Rev. Ref. Bonds (Aquarium of the Pacific Project), Series 2012, 5.00% 2025	1,000	1,021
City of Long Beach, Harbor Rev. Bonds, Series 2017-A, AMT, 5.00% 2031	1,210	1,413
City of Long Beach, Harbor Rev. Bonds, Series 2017-A, AMT, 5.00% 2032	1,750	2,043
City of Long Beach, Harbor Rev. Bonds, Series 2017-A, AMT, 5.00% 2033	1,350	1,576
City of Long Beach, Harbor Rev. Bonds, Series 2017-B, AMT, 5.00% 2043	500	580
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2034	1,125	1,222
City of Long Beach, Marina Rev. Bonds (Alamitos Bay Marina Project), Series 2015, 5.00% 2045	1,225	1,318
Long Beach Community College Dist., G.O. Bonds, 2016 Election, Series 2019-C, 4.00% 2045	1,000	1,112
Long Beach Community College Dist., G.O. Bonds, 2016 Election, Series 2019-C, 4.00% 2049	1,000	1,106
Long Beach Unified School Dist., G.O. Bonds, 2008 Election, Series 2017-E, 5.00% 2040	3,655	4,193
Long Beach Unified School Dist., G.O. Rev. Ref. Bonds, 2016 Election, Series 2016, 4.00% 2031	3,720	4,144
City of Los Angeles, Community Facs. Dist. No. 11 (Ponte Vista), Special Tax Bonds, Series 2021, 4.00% 2038	1,000	1,122
City of Los Angeles, Community Facs. Dist. No. 11 (Ponte Vista), Special Tax Bonds, Series 2021, 4.00% 2046	1,650	1,817
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2026	985	1,077
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2027	1,970	2,154
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2028	1,675	1,832
City of Los Angeles, Community Redev. Agcy., Lease Rev. Bonds (Vermont Manchester Social Services Project), Series 2005, AMBAC insured, 5.00% 2024	3,250	3,261
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2015-A, AMT, 5.00% 2027	1,250	1,388
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2020-C, AMT, 5.00% 2029	2,765	3,348
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2029	2,550	3,084
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2015-A, AMT, 5.00% 2029	1,560	1,725
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2029	1,450	1,651
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2019-A, AMT, 5.00% 2031	2,345	2,832
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2031	2,395	2,712
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-B, AMT, 5.00% 2032	3,825	4,545
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-C, AMT, 5.00% 2032	3,450	4,055
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2032	1,000	1,158

312	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2033	$5,880	$7,087
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-A, AMT, 5.00% 2033	1,255	1,489
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2033	1,000	1,157
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2016-B, AMT, 5.00% 2033	500	566
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2034	1,250	1,447
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2035	1,000	1,158
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-A, AMT, 5.00% 2036	1,345	1,595
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-A, AMT, 5.00% 2037	1,450	1,710
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2017-A, AMT, 5.00% 2037	1,260	1,455
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2018-D, AMT, 5.00% 2043	3,000	3,563
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022	10,950	11,066
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2022-A, 5.00% 2042	2,150	2,704
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2020-B, 5.00% 2045	2,025	2,483
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2019-A, 5.00% 2049	5,000	5,994
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2020-B, 5.00% 2050	2,250	2,744
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2022-A, 5.00% 2051	7,150	8,848
City of Los Angeles, Harbor Dept., Rev. Bonds, Series 2014-B, AMT, 5.00% 2032	3,000	3,265
City of Los Angeles, Harbor Dept., Rev. Ref. Bonds, Series 2019-A, AMT, 5.00% 2023	1,800	1,904
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	1,700	1,692
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2036	2,790	3,289
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2037	2,810	3,310
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2039	5,000	5,854
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 4.00% 2036	1,500	1,739
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 4.00% 2037	1,500	1,735
County of Los Angeles, Redev. Ref. Auth., Tax Allocation Rev. Ref. Bonds (Bunker Hill Project), Series 2014-C, Assured Guaranty Municipal insured, 5.00% 2027	1,000	1,102
County of Los Angeles, Sanitation Dist. Fncg. Auth., Capital Projects Rev. Bonds (Dist. No. 14), Series 2015-A, 5.00% 2032	2,000	2,257
Los Angeles Community College Dist., G.O. Rev. Ref. Bonds, Series 2015-A, 5.00% 2031 (preref. 2024)	4,840	5,307
Los Angeles County Facs., Inc., Lease Rev. Bonds (Vermont Corridor County Administration Building), Series 2018-A, 5.00% 2043	1,000	1,211
Los Angeles County Facs., Inc., Lease Rev. Bonds (Vermont Corridor County Administration Building), Series 2018-A, 5.00% 2051	910	1,093
Los Angeles County Facs., Inc., Lease Rev. Bonds (Vermont Corridor County Administration Building), Series 2018-A, 5.00% 2051 (preref. 2028)	590	720
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 4.00% 2040	6,935	7,895
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 4.00% 2044	1,000	1,131
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2021, 4.00% 2046	4,255	4,857
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2005 Election, Series 2018-M-1, 5.25% 2042	3,115	3,747
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2026	1,755	2,032

American Funds Tax-Exempt Funds	313

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Los Rios Community College Dist., G.O. Rev. Ref. Bonds, 2012 Election, Series 2012, 5.00% 2028	$3,000	$3,066
Lynwood Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, BAM Insured, 4.00% 2049	6,260	6,891
City of Menifee, Community Facs. Dist. No. 2020-1, Special Tax Bonds (McCall Mesa), Series 2022-A, 4.00% 2029	175	190
City of Menifee, Community Facs. Dist. No. 2020-1, Special Tax Bonds (McCall Mesa), Series 2022-A, 4.00% 2037	500	547
City of Menifee, Community Facs. Dist. No. 2020-1, Special Tax Bonds (McCall Mesa), Series 2022-A, 4.00% 2051	1,435	1,540
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2024	180	191
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2025	190	205
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2026	170	186
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2027	205	226
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2039	600	661
Menifee Union School Dist., Community Facs. Dist. No. 2006-2, Special Tax Bonds, Series 2020, 4.00% 2045	1,000	1,093
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 3, Special Tax Bonds, Series 2018, 4.00% 2032	430	466
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 3, Special Tax Bonds, Series 2018, 4.00% 2033	470	510
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 3, Special Tax Bonds, Series 2018, 4.00% 2034	515	558
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 5, Special Tax Bonds, Series 2021, 4.00% 2036	500	555
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 5, Special Tax Bonds, Series 2021, 4.00% 2041	800	881
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 5, Special Tax Bonds, Series 2021, 4.00% 2045	875	956
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 5, Special Tax Bonds, Series 2021, 4.00% 2051	1,850	2,007
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2036	445	497
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2041	660	733
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2046	875	964
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 6, Special Tax Bonds, Series 2021, 4.00% 2050	1,025	1,126
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2036	250	276
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2041	1,000	1,099
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2046	1,590	1,735
Menifee Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2021, 4.00% 2050	1,050	1,143
Menifee Union School Dist., Community Facs. Dist. No. 2019-2, Special Tax Bonds, Series 2021, 4.00% 2044	565	621
Menifee Union School Dist., Community Facs. Dist. No. 2019-2, Special Tax Bonds, Series 2021, 4.00% 2051	675	737
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2034	1,000	1,117
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 5.00% 2038	1,100	1,223
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2030	2,065	2,331
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2031	560	631
Montebello Unified School Dist., G.O. Rev. Bonds, Series 2016-A, 5.00% 2034	1,095	1,262
Montebello Unified School Dist., G.O. Rev. Bonds, Series 2016-A, 5.00% 2035	1,465	1,689
Montebello Unified School Dist., G.O. Rev. Bonds, Series 2016-A, 5.00% 2036	1,290	1,487
Montebello Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2033	2,505	2,773
Monterey Peninsula Community College Dist., G.O. Rev. Ref. Bonds, Series 2016, 4.00% 2033	3,165	3,461
Monterey Peninsula Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2016, 0% 2028	1,500	1,311
Moorpark Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2011-B, Assured Guaranty Municipal insured, 0% 2036	2,000	1,305
Moreno Valley Unified School Dist., Community Facs. Dist. No. 2016-1, Special Tax Bonds, Series 2020, 4.00% 2045	1,355	1,482
Moreno Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Special Tax Bonds, Series 2019, 5.00% 2044	820	930
Moreno Valley Unified School Dist., Community Facs. Dist. No. 2017-1, Special Tax Bonds, Series 2019, 5.00% 2050	1,500	1,696
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2028	1,090	1,236

314	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2032	$1,480	$1,669
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2034	1,720	1,937
Moreno Valley Unified School Dist., Fin. Auth. Special Tax Rev. Bonds, Series 2018-A, 5.00% 2035	925	1,041
City of Moreno Valley, Community Facs. Dist. No. 5, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2026	215	229
City of Moreno Valley, Community Facs. Dist. No. 5, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2037	750	819
City of Morgan Hill, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2013-A, 5.00% 2031	3,000	3,194
Mt. Diablo Unified School Dist., G.O. Rev. Ref. Bonds, Series 2022-B, 4.00% 2034	740	860
Mt. Diablo Unified School Dist., G.O. Rev. Ref. Bonds, Series 2022-B, 4.00% 2035	2,310	2,679
Mt. Diablo Unified School Dist., G.O. Rev. Ref. Bonds, Series 2022-B, 4.00% 2036	2,880	3,334
Mt. Diablo Unified School Dist., G.O. Rev. Ref. Bonds, Series 2022-B, 4.00% 2037	1,310	1,516
Mt. San Jacinto Community College, G.O. Bonds, 2014 Election, Series 2021-C, 3.00% 2034	865	923
Mountain View School Dist., G.O. Bonds, 2016 Election, Series 2020-C, Assured Guaranty Municipal insured, 4.00% 2049	2,800	3,135
Mountain View Shoreline Regional Park Community, Rev. Bonds, Series 2011-A, 5.625% 2035	1,300	1,305
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	1,000	1,023
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2024	1,000	1,023
City of Murrieta, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2031	3,000	3,066
Murrieta Valley Unified School Dist., Community Facs. Dist. No. 2014-4, Special Tax Bonds, Series 2020, BAM insured, 4.00% 2040	325	367
Murrieta Valley Unified School Dist., Community Facs. Dist. No. 2014-4, Special Tax Bonds, Series 2020, BAM insured, 4.00% 2045	1,175	1,329
Murrieta Valley Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, BAM insured, 5.00% 2030	1,250	1,445
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2026	400	457
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2027	300	341
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2028	3,320	3,764
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2029	1,420	1,606
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2030	1,750	1,978
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2033	2,790	3,194
Natomas Unified School Dist., G.O. Bonds, Series 2017, BAM insured, 5.00% 2032	1,000	1,150
New Haven Unified School Dist., G.O. Bonds, 2014 Election, Series 2020-C, 4.00% 2044	1,250	1,404
New Haven Unified School Dist., G.O. Bonds, 2014 Election, Series 2017-B, 4.00% 2047	4,000	4,403
North Orange County Community College Dist., G.O. Bonds, 2014 Election, Series 2019-B, 4.00% 2044	8,575	9,751
Northern California Energy Auth., Commodity Supply Rev. Bonds, Series 2018, 4.00% 2049 (put 2024)	2,900	3,081
Northern California Gas Auth. No. 1, Gas Project Rev. Bonds, Series 2007-B, (3-month USD-LIBOR + 0.67%) 0.863% 2027[2]	4,690	4,671
Northern California Power Agcy., Hydroelectric Project No. 1, Rev. Ref. Bonds, Series 2012-A, 5.00% 2029	1,570	1,599
Northern California Power Agcy., Hydroelectric Project No. 1, Rev. Ref. Bonds, Series 2012-A, 5.00% 2030	1,000	1,019
Oak Park Unified School Dist., G.O. Bonds, 2016 Election, Series 2018-B, 5.00% 2047	1,095	1,302
Oakland Unified School Dist., G.O. Bonds, 2006 Election, Series 2016-A, 5.00% 2026	3,125	3,623
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2027	1,340	1,597
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2015-A, 5.00% 2030	1,300	1,461
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2015-A, 5.00% 2031 (preref. 2025)	1,500	1,691
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2033	4,365	4,919
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 3.00% 2040	3,000	3,117
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2015-A, 5.00% 2040 (preref. 2025)	5,550	6,255
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2027	2,000	2,312
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2028	1,200	1,385
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2031	2,145	2,469
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2035	1,000	1,125
Oakland Unified School Dist., G.O. Rev. Ref. Bonds (Measure J), Series 2017-C, 5.00% 2031	2,015	2,382
Oakland Unified School Dist., G.O. Rev. Ref. Bonds (Measure J), Series 2017-C, 5.00% 2035	3,245	3,827
Oakland Unified School Dist., G.O. Rev. Ref. Bonds (Measure J), Series 2017-C, 5.00% 2036	2,000	2,357
Port of Oakland, Rev. Ref. Bonds, Series 2017, AMT, 5.00% 2023	3,805	4,067
Port of Oakland, Rev. Ref. Bonds, Series 2017, AMT, 5.00% 2023 (escrowed to maturity)	1,020	1,091
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2024	2,570	2,830
Port of Oakland, Rev. Ref. Bonds, Series 2012-P, AMT, 5.00% 2026 (preref. 2022)	2,100	2,124

American Funds Tax-Exempt Funds	315

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2028	$2,770	$3,309
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2028	500	589
Port of Oakland, Rev. Ref. Bonds, Series 2021-H, AMT, 5.00% 2029	3,050	3,752
Port of Oakland, Rev. Ref. Bonds, Series 2017-D, AMT, 5.00% 2029	250	294
Ohlone Community College Dist., G.O. Bonds, 2010 Election, Series 2016-C, 4.00% 2033	1,000	1,109
Ohlone Community College Dist., G.O. Bonds, 2010 Election, Series 2016-C, 4.00% 2034	1,000	1,108
Ohlone Community College Dist., G.O. Bonds, 2010 Election, Series 2016-C, 4.00% 2035	1,000	1,107
City of Ontario, Community Facs. Dist. No. 38 (Park and Turner NE Facs.), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2044	1,000	1,114
City of Ontario, Community Facs. Dist. No. 38 (Park and Turner NE Facs.), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2049	2,000	2,219
City of Ontario, Community Facs. Dist. No. 40 (Emerald Park Facs.), Special Tax Bonds, Series 2020, 4.00% 2039	275	303
City of Ontario, Community Facs. Dist. No. 40 (Emerald Park Facs.), Special Tax Bonds, Series 2020, 4.00% 2050	785	861
City of Ontario, Community Facs. Dist. No. 41 (Canvas Park Facs.), Special Tax Bonds, Series 2022, 4.00% 2029	310	345
City of Ontario, Community Facs. Dist. No. 41 (Canvas Park Facs.), Special Tax Bonds, Series 2022, 4.00% 2031	335	375
City of Ontario, Community Facs. Dist. No. 41 (Canvas Park Facs.), Special Tax Bonds, Series 2022, 4.00% 2037	1,650	1,840
City of Ontario, Community Facs. Dist. No. 41 (Canvas Park Facs.), Special Tax Bonds, Series 2022, 4.00% 2047	2,795	3,074
City of Ontario, Community Facs. Dist. No. 43 (Park Place Facs. Phase IV), Special Tax Bonds, Series 2020, 4.00% 2050	3,250	3,545
City of Ontario, Community Facs. Dist. No. 46 (Avenue 176 Facs.), Special Tax Bonds, Series 2021, 4.00% 2045	300	331
City of Ontario, Community Facs. Dist. No. 46 (Avenue 176 Facs.), Special Tax Bonds, Series 2021, 4.00% 2051	500	549
City of Ontario, Community Facs. Dist. No. 53 (Tevelde Facs.), Special Tax Bonds, Series 2021, 4.00% 2023	100	104
City of Ontario, Community Facs. Dist. No. 53 (Tevelde Facs.), Special Tax Bonds, Series 2021, 4.00% 2025	225	242
City of Ontario, Community Facs. Dist. No. 53 (Tevelde Facs.), Special Tax Bonds, Series 2021, 4.00% 2027	250	274
City of Ontario, Community Facs. Dist. No. 53 (Tevelde Facs.), Special Tax Bonds, Series 2021, 4.00% 2028	250	276
City of Ontario, Community Facs. Dist. No. 53 (Tevelde Facs.), Special Tax Bonds, Series 2021, 4.00% 2036	500	558
City of Ontario, Community Facs. Dist. No. 53 (Tevelde Facs.), Special Tax Bonds, Series 2021, 4.00% 2042	650	720
City of Ontario, Community Facs. Dist. No. 53 (Tevelde Facs.), Special Tax Bonds, Series 2021, 4.00% 2051	1,325	1,454
City of Orange, Community Facs. Dist. No. 91-2 (Serrano Heights Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2024 (preref. 2022)	1,085	1,117
County of Orange, Community Facs. Dist. No. 2004-1 (Ladera Ranch), Special Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2034	2,100	2,148
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	980	1,081
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	1,365	1,504
County of Orange, Community Facs. Dist. No. 2015-1 (Esencia Village), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.25% 2045	660	727
County of Orange, Community Facs. Dist. No. 2016-1 (Esencia Village), Special Tax Bonds, Series 2016-A, 5.00% 2036	2,000	2,239
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 1, Special Tax Bonds, Series 2018-A, 5.00% 2042	5,000	5,783
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 2, Special Tax Bonds, Series 2020-A, 4.00% 2045	2,200	2,417
County of Orange, Community Facs. Dist. No. 2017-1 (Esencia Village), Improvement Area No. 2, Special Tax Bonds, Series 2020-A, 4.00% 2050	1,000	1,093
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2032	2,160	2,785
Oxnard Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2036	2,000	2,368
Oxnard Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, BAM insured, 5.00% 2045	5,160	6,070
City of Palm Desert, Community Facs. Dist. No. 2005-1 (University Park), Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2030	195	218
City of Palm Desert, Community Facs. Dist. No. 2005-1 (University Park), Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2033	220	244
City of Palm Desert, Community Facs. Dist. No. 2005-1 (University Park), Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2036	235	260
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 3.00% 2031	420	414
City of Palm Desert, Community Facs. Dist. No. 2021-1 (University Park), Special Tax Bonds, Series 2021, 4.00% 2041	230	242
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Rev. Ref. Improvement Bonds, Series 2021, 4.00% 2026	670	721

316	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Rev. Ref. Improvement Bonds, Series 2021, 4.00% 2031	$800	$886
City of Palm Desert, Section 29 Assessment Dist. No. 2004-02, Limited Obligation Rev. Ref. Improvement Bonds, Series 2021, 4.00% 2037	1,200	1,321
City of Palmdale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016-B, National insured, 5.00% 2031	1,000	1,149
City of Palmdale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016-B, National insured, 5.00% 2032	1,000	1,148
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2041	2,975	3,449
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2032	255	197
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2037	1,600	1,064
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2038	1,505	968
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 1999, Assured Guaranty Municipal insured, 0% 2038	1,190	765
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2012-A, Assured Guaranty Municipal insured, 0% 2039	840	522
Palmdale Elementary School Dist., Community Facs. Dist. No. 90-1, Special Tax Bonds, Capital Appreciation Bonds, Series 1999, Assured Guaranty Municipal insured, 0% 2039	240	149
Palo Alto Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2008-2, 0% 2031	2,000	1,699
Palomar Community College Dist., Rev. Ref. Bonds, Series 2015, 5.00% 2032	3,000	3,367
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2024	2,275	2,462
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-B, 4.00% 2030	1,000	1,088
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-B, 4.00% 2031	1,000	1,088
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2034	970	1,100
Palomar Health, Rev. Ref. Bonds, Series 2016, 5.00% 2025	1,000	1,127
Palomar Health, Rev. Ref. Bonds, Series 2016, 5.00% 2039	1,320	1,501
Palomar Health, Rev. Ref. Bonds, Series 2017, Assured Guaranty Municipal insured, 5.00% 2047	2,000	2,364
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2028	3,000	2,608
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2029	6,550	5,528
Palomar Pomerado Health, G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2009-A, Assured Guaranty insured, 0% 2031	3,000	2,377
Pasadena Unified School Dist., G.O. Bonds, 2008 Election, Series 2016, 4.00% 2036	2,250	2,450
Paso Robles Joint Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, BAM insured, 4.00% 2028	915	1,008
City of Patterson, West Patterson Fncg. Auth., Community Facs. Dist. No. 2005-1 (West Patterson Business Park), Special Tax Bonds, Series 2021, 4.00% 2043	600	651
City of Patterson, West Patterson Fncg. Auth., Community Facs. Dist. No. 2005-1 (West Patterson Business Park), Special Tax Bonds, Series 2021, 4.00% 2046	745	803
City of Patterson, West Patterson Fncg. Auth., Community Facs. Dist. No. 2005-1 (West Patterson Business Park), Special Tax Bonds, Series 2021, 4.00% 2049	1,780	1,916
City of Patterson, West Patterson Fncg. Auth., Community Facs. Dist. No. 2018-1 (Villages of Patterson), Special Tax Bonds, Series 2021, 4.00% 2036	250	275
City of Patterson, West Patterson Fncg. Auth., Community Facs. Dist. No. 2018-1 (Villages of Patterson), Special Tax Bonds, Series 2021, 4.00% 2041	375	412
City of Patterson, West Patterson Fncg. Auth., Community Facs. Dist. No. 2018-1 (Villages of Patterson), Special Tax Bonds, Series 2021, 4.00% 2046	555	605
City of Patterson, West Patterson Fncg. Auth., Community Facs. Dist. No. 2018-1 (Villages of Patterson), Special Tax Bonds, Series 2021, 4.00% 2051	765	832
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2049	9,035	10,155
City of Perris, Joint Powers Auth., Local Agcy. Rev. Bonds (CFD No. 2006-2 - Monument Park Estates), Series 2015-B, 5.00% 2045	5,295	5,782
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2035	1,000	1,147
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2037	1,325	1,518
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2031	1,325	1,439

American Funds Tax-Exempt Funds	317

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2032	$2,675	$2,905
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2033	2,885	3,133
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2034	1,490	1,617
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2035	3,175	3,444
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2041	3,725	4,034
City of Poway, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Paguay Redev. Project), Series 2015-A, 5.00% 2030	1,590	2,002
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2012, BAM insured, 5.00% 2033 (preref. 2022)	975	1,000
Poway Unified School Dist., Community Facs. Dist. No. 6 (4S Ranch), Special Tax Rev. Ref. Bonds, Series 2012, BAM insured, 5.00% 2036 (preref. 2022)	505	518
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013, 5.00% 2030	975	1,039
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	1,830	2,113
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	1,345	1,489
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2030	985	1,111
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2032	1,600	1,768
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2033	1,210	1,362
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2034	995	1,099
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2035	995	1,098
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2036	1,490	1,643
Poway Unified School Dist., School Facs. Improvement Dist. No. 2007-1, G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2011-B, 0% 2035	3,500	2,558
City of Rancho Cordova, Community Facs. Dist. No. 2003-1 (Sunridge Anatolia), Special Tax Bonds, Series 2016, 4.00% 2037	500	534
City of Rancho Cordova, Community Facs. Dist. No. 2018-1 (Grantline), Special Tax Bonds, Series 2021-B, 4.00% 2036	440	478
City of Rancho Cordova, Community Facs. Dist. No. 2018-1 (Grantline), Special Tax Bonds, Series 2021-B, 4.00% 2046	1,150	1,236
City of Rancho Cordova, Community Facs. Dist. No. 2018-1 (Grantline), Special Tax Bonds, Series 2021-B, 4.00% 2051	1,220	1,309
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2025	1,500	1,643
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2026	1,000	1,095
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2029	4,065	4,448
City of Rancho Mirage, Community Facs. Dist. No. 4B (Del Webb Project), Special Tax Bonds, Series 2021, 4.00% 2051	550	598
City of Redding, Electric System Rev. Ref. Bonds, Series 2017, 5.00% 2027	1,250	1,483
City of Redding, Electric System Rev. Ref. Bonds, Series 2017, 5.00% 2029	1,250	1,474
City of Redding, Redev. Agcy., Tax Allocation Bonds (SHASTEC Redev. Project), Series 2006, 5.00% 2029	655	657
City of Redding, Redev. Agcy., Tax Allocation Bonds (SHASTEC Redev. Project), Series 2006, 5.00% 2036	1,585	1,647
City of Redding, Wastewater System Rev. Ref. Bonds, Series 2020, 5.00% 2032	620	774
City of Redding, Wastewater System Rev. Ref. Bonds, Series 2020, 5.00% 2033	465	579
City of Richmond, Wastewater Rev. Ref. Bonds, Series 2019-B, 5.00% 2032	1,360	1,680
City of Richmond, Wastewater Rev. Ref. Bonds, Series 2019-B, 5.00% 2034	1,505	1,852
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2013, 5.50% 2039 (preref. 2023)	2,455	2,631
Rio Hondo Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-C, 0% 2028	1,000	887
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2043	3,035	3,427
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2003-1 (Public Improvements), Special Tax Bonds, Series 2019-A, 5.00% 2048	6,000	6,744
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2019-1 (Public Improvements), Special Tax Bonds, Series 2019, 5.00% 2040	4,685	5,301
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2021-1 (Public Improvements), Special Tax Bonds, Series 2021-1, 4.00% 2026	380	409

318	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2021-1 (Public Improvements), Special Tax Bonds, Series 2021-1, 4.00% 2027	$430	$460
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2021-1 (Public Improvements), Special Tax Bonds, Series 2021-1, 4.00% 2029	250	266
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2021-1 (Public Improvements), Special Tax Bonds, Series 2021-1, 4.00% 2033	590	624
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2021-1 (Public Improvements), Special Tax Bonds, Series 2021-1, 4.00% 2041	750	792
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2021-1 (Public Improvements), Special Tax Bonds, Series 2021-1, 4.00% 2046	465	488
River Islands Public Fncg. Auth., Community Facs. Dist. No. 2021-1 (Public Improvements), Special Tax Bonds, Series 2021-1, 4.00% 2051	1,410	1,476
City of Riverside, Sewer Rev. Bonds, Series 2015-A, 5.00% 2031	2,500	2,809
City of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, 5.00% 2022	1,605	1,646
County of Riverside, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Jurupa Valley Redev. Project Area), Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2028	2,000	2,263
County of Riverside, Transportation Commission, Toll Rev. Ref. Bonds, Series 2021-B-2, 3.00% 2044	1,894	1,956
County of Riverside, Transportation Commission, Toll Rev. Ref. Bonds, Series 2021-B-2, 3.00% 2048	2,288	2,342
County of Riverside, Transportation Commission, Toll Rev. Ref. Bonds (RCTC 91 Express Lanes), Series 2021-B-1, 4.00% 2046	1,520	1,725
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2032	1,100	1,221
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2033	2,315	2,571
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2034	1,500	1,665
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2035	890	987
Riverside Unified School Dist., Special Tax Bonds, Series 2021, 4.00% 2045	375	409
Riverside Unified School Dist., Special Tax Bonds, Series 2021, 4.00% 2050	600	653
Robla School Dist., G.O. Bonds, 2018 Election, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2044	1,720	2,032
Romoland School Dist., Community Facs. Dist. No. 2004-1 (Heritage Lake), Improvement Area No. 4, Special Tax Bonds, Series 2020-A, 4.00% 2038	550	606
Romoland School Dist., Community Facs. Dist. No. 2004-1 (Heritage Lake), Improvement Area No. 4, Special Tax Bonds, Series 2020-A, 4.00% 2045	750	820
Romoland School Dist., Community Facs. Dist. No. 2004-1 (Heritage Lake), Improvement Area No. 4, Special Tax Bonds, Series 2020-A, 4.00% 2050	4,725	5,144
Romoland School Dist., Community Facs. Dist. No. 2006-1 (Brendle Mills), Special Tax Bonds, Series 2017, 5.00% 2039	990	1,135
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2027	250	291
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2028	360	417
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2031	830	958
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2034	855	985
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2035	1,140	1,312
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2037	1,000	1,149
Romoland School Dist., Community Facs. Dist. No. 91-1, Special Tax Bonds, Series 2017, 5.00% 2041	1,255	1,432
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 3.00% 2023	85	87
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 3.00% 2024	95	97
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 3.00% 2025	110	113
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 4.00% 2026	125	134
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 4.00% 2027	145	157
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 4.00% 2028	165	179
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 4.00% 2029	185	202
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 4.00% 2030	205	226
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 4.00% 2041	1,215	1,331
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 4.00% 2046	1,145	1,244
City of Roseville, Community Facs. Dist. No. 1 (Creekview), Special Tax Bonds, Series 2021, 4.00% 2051	2,815	3,047
City of Roseville, Community Facs. Dist. No. 1 (The Fountains), Special Tax Rev. Ref. Bonds, Series 2016, 5.00% 2038	1,650	1,843
City of Roseville, Community Facs. Dist. No. 1 (Villages at Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2037	220	244
City of Roseville, Community Facs. Dist. No. 1 (Villages at Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2041	305	337
City of Roseville, Community Facs. Dist. No. 1 (Villages at Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2046	520	571

American Funds Tax-Exempt Funds	319

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Roseville, Community Facs. Dist. No. 1 (Villages at Sierra Vista), Special Tax Bonds, Series 2021, 4.00% 2051	$710	$777
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2023	1,000	1,059
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2024	1,005	1,094
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026	500	557
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2027	230	256
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2028	1,000	1,108
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030	500	552
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2032	2,000	2,203
City of Roseville, Community Facs. Dist. No. 5 (Fiddyment Ranch), Special Tax Bonds, Series 2021, 4.00% 2041	750	831
City of Roseville, Community Facs. Dist. No. 5 (Fiddyment Ranch), Special Tax Bonds, Series 2021, 4.00% 2050	2,000	2,195
City of Roseville, Natural Gas Fncg. Auth., Gas Rev. Bonds, Series 2007, 5.00% 2022	4,920	4,928
City of Roseville, Natural Gas Fncg. Auth., Gas Rev. Bonds, Series 2007, 5.00% 2024	3,300	3,552
City of Sacramento, Community Facs. Dist. No. 2006-02 (Natomas Central), Special Tax Bonds, Series 2016, 5.00% 2041	235	263
City of Sacramento, Community Facs. Dist. No. 2006-02 (Natomas Central), Special Tax Bonds, Series 2016, 5.00% 2046	1,750	1,946
City of Sacramento, Community Facs. Dist. No. 2015-04 (McKinley Village Improvements), Special Tax Bonds, Series 2020, BAM insured, 4.00% 2040	1,100	1,216
City of Sacramento, Community Facs. Dist. No. 2015-04 (McKinley Village Improvements), Special Tax Bonds, Series 2020, BAM insured, 4.00% 2046	2,850	3,114
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.25% 2025	2,565	2,729
City of Sacramento, Community Facs. Dist. No. 4 (North Natomas), Special Tax Rev. Ref. Bonds, Series 2013-E, 5.00% 2030	1,250	1,319
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 2013-A, 5.00% 2041	4,500	4,762
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2028	4,545	5,387
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2033	3,000	3,556
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2034	3,000	3,556
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-C, AMT, 5.00% 2035	4,000	4,741
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2036	1,000	1,151
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2020, 4.00% 2037	2,400	2,768
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2016-B, 5.00% 2041	400	459
County of Sacramento, Community Facs. Dist. No. 2004-1 (McClellan Park), Special Tax Bonds, Series 2017, 5.00% 2040	1,960	2,231
County of Sacramento, Community Facs. Dist. No. 2005-2 (North Vineyard Station No. 1), Special Tax Bonds, Series 2016, 5.00% 2040	1,090	1,221
County of Sacramento, Community Facs. Dist. No. 2014-2 (North Vineyard Station No. 2), Special Tax Bonds, Series 2021, 4.00% 2036	530	591
County of Sacramento, Community Facs. Dist. No. 2014-2 (North Vineyard Station No. 2), Special Tax Bonds, Series 2021, 4.00% 2041	650	722
Sacramento Area Flood Control Agcy., Consolidated Capital Assessment Dist. No. 2, Rev. Bonds, Series 2016-A, 5.00% 2041	1,000	1,145
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2017-E, 5.00% 2028	1,250	1,469
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2044	1,315	1,487
Sacramento Unified School Dist., G.O. Bonds, 2021 Election, Series 2021-G, Assured Guaranty Municipal insured, 4.00% 2049	4,190	4,697
Sacramento Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2007, Assured Guaranty Municipal insured, 0% 2028	4,575	4,022
County of San Bernardino and Cities of Colton, Loma Linda and San Bernardino, Successor Agcy. to the Inland Valley Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, 5.00% 2044	3,750	4,017
County of San Bernardino, Community Facs. Dist. No. 2006-1 (Lytle Creek North), Improvement Area No. 1, Special Tax Bonds, Series 2015, 5.00% 2040	1,000	1,097
County of San Bernardino, Community Facs. Dist. No. 2006-1 (Lytle Creek North), Improvement Area No. 6, Special Tax Bonds, Series 2018, 5.00% 2043	1,860	2,082
County of San Bernardino, Community Facs. Dist. No. 2006-1 (Lytle Creek North), Improvement Area No. 6, Special Tax Bonds, Series 2018, 5.00% 2048	1,775	1,981
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-D, Assured Guaranty Municipal insured, 4.00% 2042	2,175	2,411

320	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2030	$245	$271
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2031	480	529
City of San Clemente, Community Facs. Dist. No. 2006-1 (Marblehead Coastal), Special Tax Bonds, Series 2015, 5.00% 2032	480	529
City of San Diego, Community Facs. Dist. No. 4 (Black Mountain Ranch Villages), Special Tax Bonds, Series 2016, 5.00% 2037	970	1,090
City of San Diego, Public Facs. Fncg. Auth., Water Rev. Bonds, Series 2020-A, 4.00% 2045	1,000	1,134
City of San Diego, Public Facs. Fncg. Auth., Water Rev. Ref. Bonds, Series 2016-B, 5.00% 2038	2,820	3,235
County of San Diego, Assn. of Governments Capital Grant Receipts, Rev. Green Bonds (Mid-Coast Corridor Transit Project), Series 2019-A, 5.00% 2024	3,750	4,020
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2032	125	137
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2032	100	110
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2033	100	110
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2034	265	290
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2034	100	109
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2035	125	137
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2036	635	694
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2036	170	186
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2037	175	191
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2038	855	933
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2039	410	447
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2040	475	517
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2040	100	109
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2045	1,000	1,083
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2045	550	596
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2050	1,100	1,187
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 1, Special Tax Bonds, Series 2020-A, 4.00% 2050	1,000	1,079
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 4.00% 2037	1,000	1,130
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2044	8,965	10,715
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2026	760	868
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2027	750	874
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2029	1,980	2,299
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2029	1,595	1,920
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2030	1,785	2,148
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2033	2,280	2,733
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2035	2,495	2,893
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-A, 5.00% 2035	1,000	1,178
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2036	750	869
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2037	750	869
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2042	1,500	1,734
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2013-B, AMT, 5.00% 2043 (preref. 2023)	2,000	2,116
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2017-B, AMT, 5.00% 2047	1,000	1,151

American Funds Tax-Exempt Funds	321

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2019-B, AMT, 5.00% 2049	$3,375	$3,931
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2021-A, 4.00% 2056	795	877
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2035	1,000	1,228
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Green Bonds, Series 2020-A, 4.00% 2048	3,000	3,390
County of San Diego, Water Auth. Rev. Ref. Bonds, Series 2013-A, 3.375% 2032 (preref. 2022)	1,575	1,608
San Diego Unified School Dist., G.O. Bonds, 2012 Election, Series 2013-C, 5.00% 2035 (preref. 2023)	2,000	2,117
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2016-SR-1, 4.00% 2031	4,000	4,426
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2016-SR-1, 4.00% 2032	1,000	1,105
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, 2012 Election, Series 2017-I, 4.00% 2047	2,000	2,227
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2016-B-2, AMT, 5.00% 2046	4,000	4,518
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-A-2, AMT, 5.00% 2049	4,000	4,712
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-E-2, AMT, 4.00% 2050	2,000	2,154
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-F-2, 5.00% 2050	1,990	2,375
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-E-2, AMT, 5.00% 2050	2,000	2,355
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2016-A-2, 5.00% 2029	1,375	1,582
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2012-A-2, AMT, 5.00% 2030	1,000	1,011
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2021-A-2, AMT, 5.00% 2036	6,750	8,287
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2020-A-2, AMT, 5.00% 2037	4,000	4,824
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-A-2, AMT, 5.00% 2042	2,000	2,308
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2019-A-2, AMT, 5.00% 2044	3,000	3,555
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2017-A-2, AMT, 5.00% 2047	3,000	3,461
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2022-A-2, AMT, 5.00% 2052	3,000	3,616
City and County of San Francisco, Airport Commission, San Francisco International Airport, Special Facs. Lease Rev. Bonds (SFO Fuel Company LLC), Series 2019-A, AMT, 5.00% 2038	1,500	1,784
City and County of San Francisco, Certs. of Part. (Moscone Convention Center Expansion Project), Series 2017-B, 4.00% 2038	2,000	2,178
City and County of San Francisco, Community Facs. Dist. No. 2016-1 (Treasure Island), Improvement Area No. 1, Special Tax Bonds, Series 2021, 4.00% 2041	1,000	1,095
City and County of San Francisco, Community Facs. Dist. No. 2016-1 (Treasure Island), Improvement Area No. 1, Special Tax Bonds, Series 2021, 4.00% 2046	745	812
City and County of San Francisco, Community Facs. Dist. No. 2016-1 (Treasure Island), Improvement Area No. 1,
Special Tax Bonds, Series 2021, 4.00% 2051	1,035	1,125
City and County of San Francisco, Community Facs. Dist. No. 2016-1 (Treasure Island), Improvement Area No. 2, Special Tax Bonds, Series 2022-A, 4.00% 2052[1]	1,500	1,577
City and County of San Francisco, G.O. Bonds (Earthquake Safety and Emergency Response), Series 2021-E-1, 4.00% 2043	3,445	3,921
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-D, 3.00% 2050	1,615	1,677
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-A, 4.00% 2050	2,000	2,262
City and County of San Francisco, Public Utilities Commission, San Francisco Water Rev. Bonds, Series 2020-C, 4.00% 2050	1,000	1,131
City and County of San Francisco, Public Utilities Commission, Wastewater Rev. Green Bonds, Series 2016-A, 4.00% 2037	6,575	7,188

322	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City and County of San Francisco, Redev. Fin. Auth., Tax Allocation Rev. Bonds (Mission Bay South Redev. Project), Series 2016-B, 5.00% 2031	$425	$490
City and County of San Francisco, Redev. Fin. Auth., Tax Allocation Rev. Bonds (Mission Bay South Redev. Project), Series 2016-C, 5.00% 2033	1,000	1,153
City and County of San Francisco, Redev. Fin. Auth., Tax Allocation Rev. Bonds (Mission Bay South Redev. Project), Series 2016-C, National insured, 5.00% 2041	2,100	2,408
City and County of San Francisco, Redev. Fin. Auth., Tax Allocation Rev. Bonds (Mission Bay South Redev. Project), Series 2014-A, 5.00% 2043	2,100	2,292
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2026[1]	130	139
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2041[1]	585	645
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2046[1]	950	1,038
City and County of San Francisco, Special Tax Dist. No. 2020-1 (Mission Rock Facs. and Services), Dev. Special Tax Bonds, Series 2021-A, 4.00% 2051[1]	1,070	1,165
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2024	1,510	1,538
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 6 (Mission Bay South Public Improvements), Special Tax Rev. Ref. Bonds, Series 2013-A, 5.00% 2028	1,400	1,423
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 4.00% 2022	200	202
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 4.00% 2023	105	108
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2025	230	246
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2028	375	398
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2029	615	652
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2030	480	508
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2039	4,120	4,357
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Community Facs. Dist. No. 7 (Hunters Point Shipyard Phase 1 Improvements), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2044	3,650	3,854
City of San Francisco, Bay Area Rapid Transit Dist., G.O. Green Bonds, 2016 Election, Series 2020-C-1, 4.00% 2045	2,000	2,248
City of San Francisco, Municipal Transportation Agcy., Rev. Bonds, Series 2012-B, 5.00% 2042 (preref. 2022)	3,525	3,538
San Francisco Community College Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	5,500	6,241
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2028	380	440
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2030	200	231
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2031	550	633
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2033	750	862
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2044	3,600	4,087
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2049	5,300	5,993
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2017, 5.00% 2034	765	842
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2017, 5.00% 2035	200	220
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2029	1,030	1,233
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2033	1,500	1,848
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2035	1,000	1,151
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2037	1,000	1,150
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2041	1,500	1,724
City of San Jose, Airport Rev. Ref. Bonds, Series 2017-A, AMT, 5.00% 2047	10,000	11,455
San Jose Unified School Dist., G.O. Bonds, 2012 Election, Series 2018-E, 4.00% 2042	5,000	5,540
San Juan Unified School Dist., G.O. Bonds, 2016 Election, Series 2020, 4.00% 2034	1,000	1,154
San Leandro Unified School Dist., G.O. Bonds, Series 2019-B, BAM insured, 5.00% 2032	375	452
San Leandro Unified School Dist., G.O. Bonds, Series 2019-B, BAM insured, 5.00% 2033	355	428
San Leandro Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2043	1,300	1,466
San Lorenzo Valley Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, 4.00% 2045	250	281
San Lorenzo Valley Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, 5.00% 2050	500	593

American Funds Tax-Exempt Funds	323

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of San Luis Obispo, Community Facs. Dist. No. 2019-1 (San Luis Ranch), Special Tax Bonds, Series 2021, 4.00% 2046	$730	$804
City of San Luis Obispo, Community Facs. Dist. No. 2019-1 (San Luis Ranch), Special Tax Bonds, Series 2021, 4.00% 2051	925	1,015
City of San Marcos, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, 5.00% 2023	900	961
City of San Marcos, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, 5.00% 2024	150	165
City of San Marcos, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, 5.00% 2029	2,000	2,258
San Marcos Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2034	2,115	2,497
San Marcos Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2035	1,280	1,512
San Rafael High School Dist., G.O. Bonds, Series 2019-C, 4.00% 2043	2,500	2,847
City of San Ramon, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2038	2,000	2,220
Sanger Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-C, BAM insured, 3.00% 2048	2,465	2,543
Sanger Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 3.00% 2051	3,325	3,430
Sanger Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, BAM insured, 4.00% 2055	1,650	1,888
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2023[1]	130	135
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2024[1]	150	158
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2025[1]	175	187
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2026[1]	200	217
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2028[1]	250	276
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2030[1]	110	121
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2035[1]	685	748
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2040[1]	3,035	3,300
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2045[1]	4,110	4,441
City of Santa Clarita, Community Facs. Dist. No. 2016-1 (Vista Canyon), Special Tax Bonds, Series 2020, 4.00% 2050[1]	5,820	6,258
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2026	835	905
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2029	2,150	2,316
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2038	460	493
City of Santa Monica, Redev. Agcy., Tax Allocation Bonds (Earthquake Recovery Redev. Project), Series 2011, 5.00% 2032	2,000	2,018
City of Santa Monica, Redev. Agcy., Tax Allocation Bonds (Earthquake Recovery Redev. Project), Series 2011, 5.875% 2036	1,250	1,263
City of Santa Monica, Redev. Agcy., Tax Allocation Bonds (Earthquake Recovery Redev. Project), Series 2011, 5.875% 2042	2,500	2,526
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2027	195	227
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2028	205	237
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2034	350	403
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.00% 2036	250	255

324	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.00% 2037	$185	$188
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.00% 2038	270	274
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 3.125% 2039	165	169
City of Santee, Community Facs. Dist. No. 2017-1 (Weston Infrastructure), Special Tax Bonds, Series 2019, 5.00% 2049	1,940	2,194
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2029	135	153
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2033	215	240
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2034	230	256
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2035	240	267
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2036	275	306
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2037	295	327
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2038	320	354
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2039	345	382
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2040	295	328
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2045	2,220	2,432
Saugus Union School Dist., Community Facs. Dist. No. 2019-1, Special Tax Bonds, Series 2020, 4.00% 2049	2,410	2,631
Saugus Union School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2035	600	672
Saugus Union School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2039	700	780
Saugus Union School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2041	275	306
Saugus Union School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2049	1,250	1,376
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2033	1,240	1,381
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2041	3,720	4,115
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2046	3,495	3,846
City of Signal Hill, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2022	1,000	1,028
Sonoma-Marin Area Rail Transit Dist., Measure Q Sales Tax Rev. Bonds, Series 2011-A, 5.00% 2028	3,500	3,513
South Orange County Public Fncg. Auth., Central Utility Fac. Lease Rev. Bonds, Series 2016, 5.00% 2031	1,250	1,419
South Orange County Public Fncg. Auth., Central Utility Fac. Lease Rev. Bonds, Series 2016, 5.00% 2032	1,750	1,985
South Orange County Public Fncg. Auth., Central Utility Fac. Lease Rev. Bonds, Series 2016, 5.00% 2035	2,000	2,258
South Placer Wastewater Auth., Wastewater Rev. Ref. Bonds, Series 2020, 5.00% 2035	500	674
Southern California Home Fncg. Auth., Single Family Mortgage Rev. Bonds, Series 2007-A, AMT, 5.80% 2049	10	10
Southern California Public Power Auth., Gas Project Rev. Bonds (Project No. 1), Series 2007-A, 5.25% 2025	1,400	1,597
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2036	2,250	2,822
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2026	385	446
Southwestern Community College Dist., G.O. Rev. Ref. Bonds (2019 Crossover), Series 2016-B, 4.00% 2035	500	552
Statewide Communities Dev. Auth., Community Facs. Dist. No. 2021-01 (Meadowlands), Special Tax Bonds, Series 2021, 4.00% 2041	2,780	3,003
Statewide Communities Dev. Auth., Community Facs. Dist. No. 2021-01 (Meadowlands), Special Tax Bonds, Series 2021, 4.00% 2051	1,290	1,372
Statewide Communities Dev. Auth., Health Fac. Rev. Bonds (Montage Health), Series 2021-A, 4.00% 2040	1,090	1,258
Statewide Communities Dev. Auth., Health Fac. Rev. Bonds (Montage Health), Series 2021-A, 4.00% 2041	1,160	1,336
Statewide Communities Dev. Auth., Health Fac. Rev. Bonds (Montage Health), Series 2021-A, 4.00% 2046	2,750	3,133
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 5.00% 2031	1,300	1,603
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 5.00% 2032	500	616
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 5.00% 2033	1,000	1,232
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 5.00% 2034	750	923
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 5.00% 2037	735	902
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2030	2,585	3,055

American Funds Tax-Exempt Funds	325

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2038	$1,000	$1,170
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2043	2,000	2,325
Statewide Communities Dev. Auth., Hospital Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2048	1,500	1,729
Statewide Communities Dev. Auth., Insured Rev. Bonds (San Francisco Campus for Jewish Living Project), Series 2021, 4.00% 2041	1,745	2,008
Statewide Communities Dev. Auth., Insured Rev. Bonds (San Francisco Campus for Jewish Living Project), Series 2021, 4.00% 2051	3,425	3,885
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Harriet Tubman Terrace Apartments), Series 2021-Q, 0.24% 2024 (put 2023)	13,380	13,283
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2010-A, 1.75% 2029	7,000	6,775
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2031	2,000	2,270
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2032	2,115	2,397
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2032	1,000	1,183
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2033	1,150	1,362
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2035	3,000	3,392
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2035	1,465	1,734
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 4.00% 2042	1,240	1,379
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2022	335	344
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2026	75	84
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2045	1,700	1,857
Statewide Communities Dev. Auth., Rev. Bonds (Buck Institute for Research on Aging), Series 2014, Assured Guaranty Municipal insured, 5.00% 2049 (preref. 2023)	5,250	5,817
Statewide Communities Dev. Auth., Rev. Bonds (Covenant Retirement Communities, Inc.), Series 2013-C, 5.625% 2036	2,000	2,165
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2017-A, 5.00% 2029	405	471
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2021-A, 3.00% 2046	3,415	3,432
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2017-A, 5.00% 2047	1,815	2,080
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2021-A, 3.00% 2051	4,000	4,002
Statewide Communities Dev. Auth., Rev. Bonds (Front Porch Communities and Services), Series 2021-A, 4.00% 2051	6,450	7,125
Statewide Communities Dev. Auth., Rev. Bonds (Hebrew Home for Aged Disabled), Series 2016, 5.00% 2036	3,500	4,072
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2014, 5.00% 2044 (preref. 2024)	8,500	9,305
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2018, 4.00% 2048	500	548
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-L, 5.00% 2038 (put 2029)	5,000	6,172
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2004-M, 5.00% 2038 (put 2029)	4,000	4,937
Statewide Communities Dev. Auth., Rev. Bonds (Kaiser Permanente), Series 2012-A, 5.00% 2042	6,500	6,547
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2034[1]	100	117
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2039[1]	105	121
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Educational Student Housing Project), Series 2019-A, 5.00% 2051[1]	2,315	2,636
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.625% 2033	1,350	1,434
Statewide Communities Dev. Auth., Rev. Bonds (Lancer Plaza Project), Series 2013, 5.875% 2043	935	993
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.00% 2025[1]	2,500	2,779
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2014-A, 5.25% 2044	2,925	3,221
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2016-A, 5.25% 2056[1]	1,400	1,588
Statewide Communities Dev. Auth., Rev. Bonds (Loma Linda University Medical Center), Series 2018-A, 5.50% 2058[1]	1,000	1,180

326	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 5.00% 2029	$625	$717
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 5.00% 2031	1,135	1,299
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 5.00% 2032	1,500	1,714
Statewide Communities Dev. Auth., Rev. Bonds (Redlands Community Hospital), Series 2016, 4.00% 2041	1,000	1,083
Statewide Communities Dev. Auth., Rev. Bonds (Terraces at San Joaquin Gardens Project), Series 2012-A, 6.00% 2042 (preref. 2022)	1,750	1,812
Statewide Communities Dev. Auth., Rev. Bonds (Terraces at San Joaquin Gardens Project), Series 2012-A, 6.00% 2047 (preref. 2022)	600	621
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025	475	476
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2026	4,000	4,006
Statewide Communities Dev. Auth., Rev. Ref. Bonds (California Baptist University), Series 2017-A, 5.00% 2032[1]	2,025	2,343
Statewide Communities Dev. Auth., Rev. Ref. Bonds (California Baptist University), Series 2017-A, 5.00% 2041[1]	11,920	13,554
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2031	1,000	1,141
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2034	500	571
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2035	5,050	5,759
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Episcopal Communities and Services), Series 2012, 5.00% 2032	700	707
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Episcopal Communities and Services), Series 2012, 5.00% 2047	2,100	2,123
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Huntington Memorial Hospital), Series 2014-B, 5.00% 2030 (preref. 2024)	500	546
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Huntington Memorial Hospital), Series 2014-B, 5.00% 2031 (preref. 2024)	1,750	1,911
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 4.00% 2026[1]	3,385	3,564
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2036[1]	3,500	3,896
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Lancer Educational Student Housing Project), Series 2016-A, 5.00% 2046[1]	2,250	2,480
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Rady Children’s Hospital), Series 2016-B, 5.00% 2027	640	759
Statewide Communities Dev. Auth., Senior Living Health Fac. Rev. Bonds (Los Angeles Jewish Home for the Aging - Fountainview at Gonda), Series 2014-A, 5.00% 2044	1,000	1,043
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B), Series 2021, BAM insured, 4.00% 2038	2,000	2,285
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B), Series 2021, BAM insured, 4.00% 2046	7,465	8,374
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (Custodial Receipts), Series 2017, 4.305% 2032	8,895	9,187
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2029	1,000	1,151
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2030	1,500	1,720
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2035	1,250	1,429
City of Stockton, Public Fncg. Auth., Wastewater Rev. Ref. Bonds (1998 Wastewater Project and 2003 Wastewater Project), Series 2014, BAM insured, 5.00% 2024	500	548
City of Stockton, Public Fncg. Auth., Wastewater Rev. Ref. Bonds (1998 Wastewater Project and 2003 Wastewater Project), Series 2014, BAM insured, 5.00% 2028	1,000	1,093
Stockton Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2040	790	911
Stockton Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2045	9,245	10,548
Stockton Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2029	4,000	4,548
Stockton Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2031	7,800	8,844
Sulphur Springs Union School Dist., Community Facs. Dist. No. 2006-1, Special Tax Bonds, Series 2021, 4.00% 2048	1,000	1,098
Sulphur Springs Union School Dist., Community Facs. Dist. No. 2006-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2021, 0% 2041	205	103
Sulphur Springs Union School Dist., Community Facs. Dist. No. 2006-1, Special Tax Bonds, Capital Appreciation Bonds, Series 2021, 0% 2052	8,800	2,805

American Funds Tax-Exempt Funds	327

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Sunnyvale, Fin. Auth., Lease Rev. Green Bonds (Civic Center Project), Series 2020, 4.00% 2033	$1,000	$1,164
City of Sunnyvale, Fin. Auth., Lease Rev. Green Bonds (Civic Center Project), Series 2020, 4.00% 2040	1,000	1,139
Sweetwater Union High School Dist., G.O. Bonds, 2006 Election, Series 2018-C, 4.00% 2043	4,290	4,621
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2032	5,000	5,646
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2034	2,075	2,347
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2036	1,000	1,131
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016, 4.00% 2047	4,750	4,945
Taft City Elementary School Dist., G.O. Bonds, Election 2012, Series 2013-B, Assured Guaranty Municipal insured, 6.00% 2044 (preref. 2023)	1,200	1,291
Temecula Valley Unified School Dist., Community Facs. Dist. No. 2014-1, Special Tax Rev. Bonds, Series 2018, 5.00% 2050	2,100	2,330
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2030	1,000	1,111
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2031	1,500	1,666
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2033	1,000	1,110
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2034	2,065	2,291
Temecula Valley Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2040	1,600	1,772
Temecula Valley Unified School Dist., G.O. Bonds, 2012 Election, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2045	1,400	1,491
Temescal Valley Water Dist., Community Facs. Dist. No. 4 (Terramor), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2036	930	1,037
Temescal Valley Water Dist., Community Facs. Dist. No. 4 (Terramor), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2046	1,045	1,149
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022	185	189
City of Thousand Oaks, Community Facs. Dist. No. 1994-1 (Marketplace Public Pedestrian, Traffic Circulation and Parking Facs.), Special Tax Rev. Ref. Bonds, Series 2012, 5.375% 2031	3,265	3,323
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2028	1,500	1,812
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2032	2,400	2,948
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2033	2,000	2,456
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Capital Appreciation Bonds, Series 2019-B2-2, 0% 2054	14,865	2,788
City of Tracy, Community Facs. Dist. No. 2006-01 (NEI Phase II), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2030	535	643
City of Tracy, Community Facs. Dist. No. 2006-01 (NEI Phase II), Special Tax Rev. Ref. Bonds, Series 2019, 5.00% 2034	1,380	1,645
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2030	260	300
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2031	290	334
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2032	300	345
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2033	335	385
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2034	400	459
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2035	440	505
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2036	485	556
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2037	530	608
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2038	575	659
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2044	870	988
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 1, Special Tax Bonds, Series 2019, 5.00% 2049	1,750	1,979

328	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2036	$750	$835
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2041	1,100	1,215
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2046	1,600	1,754
City of Tracy, Community Facs. Dist. No. 2016-2 (ECFD), Improvement Area No. 2, Special Tax Bonds, Series 2021, 4.00% 2051	2,100	2,294
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2045	1,000	1,213
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2049	2,135	2,577
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2032	500	611
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2033	300	366
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2034	300	366
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2035	300	365
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 5.00% 2038	820	996
Transbay Joint Powers Auth., Tax Allocation Green Bonds, Series 2020-B, 2.40% 2049	575	569
Transmission Agcy. of Northern California, Rev. Ref. Bonds (California-Oregon Transmission Project), Series 2016-A, 5.00% 2037	2,000	2,286
Transmission Agcy. of Northern California, Rev. Ref. Bonds (California-Oregon Transmission Project), Series 2016-A, 5.00% 2038	1,000	1,142
Transmission Agcy. of Northern California, Rev. Ref. Bonds (California-Oregon Transmission Project), Series 2016-A, 5.00% 2039	1,000	1,141
City of Tulare, Sewer Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2034	2,235	2,421
City of Tulare, Sewer Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 4.00% 2035	1,320	1,427
County of Tulare, Local Health Care Dist., G.O. Rev. Ref. Bonds, Series 2020, BAM insured, 4.00% 2039	1,850	2,128
City of Turlock, Irrigation Dist., Rev. Ref. Bonds, Series 2016, 5.00% 2036	2,000	2,320
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy / Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2030	2,750	3,037
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy / Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2031	1,000	1,125
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy / Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2033	1,135	1,277
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy / Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 4.00% 2035	250	264
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy / Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2040	1,850	2,035
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy / Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2045	2,200	2,410
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2028	3,000	3,339
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, 5.00% 2029	1,000	1,113
Tustin Unified School Dist., Community Facs. Dist. No. 97-1, Special Tax Rev. Ref. Bonds, Series 1997-A-1, BAM insured, 5.00% 2038	2,500	2,803
Twin Rivers Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2016, Assured Guaranty Municipal insured, 0% 2041	7,000	3,355
City of Upland, Community Facs. Dist. No 2016-1 (Harvest at Upland), Improvement Area No. 2, Special Tax Bonds, Series 2021-A, 4.00% 2040	260	288
City of Upland, Community Facs. Dist. No 2016-1 (Harvest at Upland), Improvement Area No. 2, Special Tax Bonds, Series 2021-A, 4.00% 2045	165	181
City of Upland, Community Facs. Dist. No 2016-1 (Harvest at Upland), Improvement Area No. 2, Special Tax Bonds, Series 2021-A, 4.00% 2051	265	289
Upper Santa Clara Valley Joint Powers Auth., Rev. Bonds, Series 2016-A, 5.00% 2046	2,120	2,470
Vacaville Unified School Dist., G.O. Bonds, 2014 Election, Series 2020-D, 4.00% 2042	1,000	1,144
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2016-C, Assured Guaranty Municipal insured, 4.00% 2045	1,550	1,698
Val Verde Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2046	1,885	2,142
Val Verde Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2051	3,350	3,790
City of Vallejo, Water Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2046	3,350	3,871

American Funds Tax-Exempt Funds	329

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
California (continued)
City, county & other issuers (continued)
City of Vallejo, Water Rev. Bonds, Series 2021-A, BAM insured, 4.00% 2051	$4,500	$5,089
County of Ventura, Public Fncg. Auth., Lease Rev. Bonds, Series 2013-A, 5.00% 2043 (preref. 2022)	3,000	3,100
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2027	1,180	1,389
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2028	470	558
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2037	1,565	1,899
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2040	775	936
Victor Elementary School Dist., Community Facs. Dist. No. 2005-1, Special Tax Bonds, Series 2018, 5.00% 2046	1,250	1,422
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, BAM insured, 4.00% 2031	1,000	1,107
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2035	3,630	3,991
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2036	1,665	1,820
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2037	3,800	4,145
Washington Township Health Care Dist., Rev. Bonds, Series 2017-A, 5.00% 2042	1,000	1,148
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2049	2,000	2,278
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, Series 2012, 5.00% 2032	3,500	3,578
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2010-D-2, Assured Guaranty Municipal insured, 0% 2036	6,000	4,166
City of West Sacramento, Fin. Auth., Special Tax Rev. Bonds, Series 2006-A, XLCA insured, 5.00% 2026	355	400
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Bonds, Series 2017-A, 5.00% 2042	1,150	1,248
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2030	600	691
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2032	1,240	1,428
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2031	3,105	3,428
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2035	2,220	2,445
City of Whittier, Health Fac. Rev. Bonds (PIH Health), Series 2014, 5.00% 2044	9,000	9,676
William S. Hart Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-A, 0% 2032	2,000	1,592
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2033	1,295	1,459
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2038	1,475	1,654
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2044	1,500	1,670
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Rev. Ref. and Capital Projects Bonds, Series 2019, 5.00% 2048	1,675	1,859
Yosemite Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-D, 0% 2031	1,500	1,239
		2,005,672

Guam 0.15%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2019-A, AMT, 5.00% 2023 (escrowed to maturity)	950	1,012
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	2,685	2,927
Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2040	305	367
Port Auth., Port Rev. Bonds, Series 2018-B, AMT, 5.00% 2037	400	455
		4,761

Puerto Rico 0.66%
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)	1,830	2,193
Public Fin. Corp., Commonwealth Appropriation Bonds, Series 2001-E, 6.00% 2026 (escrowed to maturity)[4]	170	204
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Series 2018-A-1, 5.00% 2058	5,500	6,127
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2046	3,670	1,196
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	41,466	9,766
University of Puerto Rico, University System Rev. Ref. Bonds, Series 2006-P, 5.00% 2026	1,500	1,481
		20,967

330	American Funds Tax-Exempt Funds

The Tax-Exempt Fund of California (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
United States 0.61%
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class ACA, 3.35% 2033	$14,980	$16,251
Freddie Mac, Multi Family Mortgage Bonds, Series 2021, Class ACA, 2.046% 2038[1]	995	955
Freddie Mac, Multi Family Mortgage Certs., Series 2019-M-049, 3.05% 2034	1,965	2,078
		19,284

Total bonds, notes & other debt instruments (cost: $2,919,403,000)		2,993,950

Short-term securities 5.90%
Municipals 5.90%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2007-D-2, 0.04% 2047[2]	2,050	2,050
Bay Area Toll Auth., Toll Bridge Rev. Bonds, Series 2019-A, 0.04% 2053[2]	8,145	8,145
G.O. Bonds, Series 2020, 0.03% 2048[2]	10,000	10,000
IAM Commercial Paper, Series 2021-A-6, 0.11% 2/2/2022	5,000	5,000
IAM Commercial Paper, Series 2022-A-6, 0.07% 3/9/2022	13,000	13,000
City of Irvine, Reassessment Dist. No. 87-8, Limited Obligation Improvement Bonds, Series 1999, 0.08% 2024[2]	1,250	1,250
Irvine Ranch Water Dist., Rev. Ref. Bonds, Series 2011-A-1, 0.07% 2037 (put 2022)[2,5]	7,045	7,045
Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023	1,110	1,094
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-2, 0.08% 2035[2]	1,900	1,900
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-3, 0.09% 2035[2]	2,970	2,970
City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-6, 0.09% 2035[2]	2,425	2,425
City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-A-1, 0.09% 2050[2]	7,000	7,000
City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.09% 2051[2]	500	500
City of Los Angeles, Dept. of Water and Power, Water System Bonds, Series 2019-A, 0.08% 2049[2]	4,000	4,000
City of Los Angeles, Tax and Rev. Anticipation Notes, Series 2021, 4.00% 6/23/2022	10,000	10,143
City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-C-1, 0.04% 2032[2]	400	400
Metropolitan Water Dist. of Southern California, Water Rev. Bonds, Series 2017-C, 0.20% 2047 (put 2024)[2,5]	4,795	4,796
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.09% 2037[2]	20,710	20,710
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.09% 2037[2]	15,000	15,000
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-A, AMT, 0.30% 2041 (put 2022)[5]	3,810	3,809
Municipal Fin. Auth., Solid Waste Disposal Rev. Bonds (Republic Services, Inc. Project), Series 2021-B, AMT, 0.375% 2051 (put 2022)[5]	6,490	6,486
City of Pasadena, Demand Rev. Ref. Certs. of Part., Series 2008-A, 0.04% 2035[2]	14,205	14,205
City of Riverside, Electric Rev. Ref. Bonds, Series 2011-A, 0.04% 2035[2]	15,910	15,910
County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022	10,000	10,068
South Bay Union School Dist., G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2019, 0% 8/1/2022	2,000	1,995
Statewide Communities Dev. Auth., Rev. IAM Commercial Paper, Series 2008-C, 0.10% 2/3/2022	9,000	9,000
Regents of the University of California, General Rev. Bonds, Series 2013-AL-2, 0.09% 2048[2]	3,805	3,805
Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-1, 0.09% 2032[2]	4,010	4,010

Total short-term securities (cost: $186,729,000)		186,716
Total investment securities 100.46% (cost: $3,106,132,000)		3,180,666
Other assets less liabilities (0.46)%		(14,421)

Net assets 100.00%		$3,166,245

American Funds Tax-Exempt Funds	331

The Tax-Exempt Fund of California (continued)

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	Value and unrealized appreciation (depreciation) at 1/31/2022 (000)
2 Year U.S. Treasury Note Futures	Short	265	March 2022	(57,414)	$5
5 Year U.S. Treasury Note Futures	Short	2,719	March 2022	(324,113)	2,972
10 Year Ultra U.S. Treasury Note Futures	Short	72	March 2022	(10,284)	14
30 Year Ultra U.S. Treasury Bond Futures	Long	45	March 2022	8,502	(261)
					$2,730

[1]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $198,851,000, which represented 6.28% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[4]	Step bond; coupon rate may change at a later date.
[5]	For short-term securities, the mandatory put date is considered to be the maturity date.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Assn. = Association

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Assn.

USD/$ = U.S. dollars

See notes to financial statements.

332	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York	unaudited
Investment portfolio January 31, 2022

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies.

Bonds, notes & other debt instruments 91.98%	Principal amount (000)	Value (000)
New York 89.13%
State issuers 47.26%
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2039	$2,300	$1,355
Convention Center Dev. Corp., Rev. Bonds (Hotel Unit Fee Secured), Capital Appreciation Bonds, Series 2016-B, BAM insured, 0% 2048	3,540	1,469
Convention Center Dev. Corp., Rev. Ref. Bonds (Hotel Unit Fee Secured), Series 2015, 5.00% 2030	300	338
Convention Center Dev. Corp., Rev. Ref. Bonds (Hotel Unit Fee Secured), Series 2015, 5.00% 2035	840	944
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2033	400	449
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2043	500	555
Dormitory Auth., Mortgage Hospital Rev. Bonds (Maimonides Medical Center), Series 2020, FHA insured, 4.00% 2034	350	392
Dormitory Auth., Rev. Bonds (Cornell University), Series 2020-A-2, 5.00% 2030	1,000	1,271
Dormitory Auth., Rev. Bonds (Cornell University), Series 2020-A-2, 5.00% 2031	725	919
Dormitory Auth., Rev. Bonds (Culinary Institute of America), Series 2013, 5.50% 2033	500	529
Dormitory Auth., Rev. Bonds (Fordham University), Series 2017, 4.00% 2034	885	981
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2031	500	560
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2035	1,000	1,120
Dormitory Auth., Rev. Bonds (Icahn School of Medicine at Mount Sinai), Series 2015-A, 5.00% 2040	250	280
Dormitory Auth., Rev. Bonds (Iona College), Series 2021-A, 5.00% 2046	250	298
Dormitory Auth., Rev. Bonds (Langone Hospitals Obligated Group), Series 2020-A, 4.00% 2053	1,625	1,797
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2018-A, 5.00% 2030	785	930
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2018-A, 5.00% 2031	1,080	1,276
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2036	400	447
Dormitory Auth., Rev. Bonds (Montefiore Obligated Group), Series 2020-A, 4.00% 2050	750	816
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2032	1,000	1,162
Dormitory Auth., Rev. Bonds (New School), Series 2015-A, 5.00% 2032	930	1,037
Dormitory Auth., Rev. Bonds (New School), Series 2015-A, 5.00% 2032 (preref. 2025)	70	79
Dormitory Auth., Rev. Bonds (New School), Series 2016-A, 5.00% 2035	555	644
Dormitory Auth., Rev. Bonds (Northwell Health Obligated Group), Series 2019-B-3, 5.00% 2048 (put 2026)	1,000	1,130
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2014, 5.00% 2022	200	204
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2016-A, 5.00% 2033	400	454
Dormitory Auth., Rev. Bonds (NYU Hospitals Center), Series 2014, 5.00% 2034	1,000	1,087
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2017, 5.00% 2031[1]	1,000	1,160
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2032[1]	600	666
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2017, 5.00% 2035[1]	1,300	1,501
Dormitory Auth., Rev. Bonds (Orange Regional Medical Center Obligated Group), Series 2015, 5.00% 2040[1]	1,000	1,109
Dormitory Auth., Rev. Bonds (School Dist. Rev. Bond Fncg. Program), Series 2011-A, 5.00% 2024	10	10
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2017-A, 5.00% 2030	750	882
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2021-B, 5.00% 2030	345	434
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2017-A, 5.00% 2032	500	587

American Funds Tax-Exempt Funds	333

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
State issuers (continued)
Dormitory Auth., Rev. Bonds (State University of New York Dormitory Facs.), Series 2019-A, 4.00% 2049	$1,000	$1,113
Dormitory Auth., Rev. Bonds (Touro College and University System Obligated Group), Series 2017, 5.00% 2038	500	570
Dormitory Auth., State Personal Income Tax Rev. Bonds (Education), Series 2014-E, 5.00% 2032	750	831
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2028	1,000	1,202
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 5.00% 2031	1,000	1,270
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2018-A, 5.25% 2037	1,000	1,235
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 4.00% 2039	2,000	2,272
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2041	750	873
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2035	1,000	1,208
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2014-A, 5.00% 2038	1,000	1,078
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-A, 5.00% 2039	2,275	2,707
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2039	800	964
Dormitory Auth., State Sales Tax Rev. Bonds, Series 2018-E, 5.00% 2048	1,500	1,792
Energy Research and Dev. Auth., Pollution Control Rev. Bonds (Rochester Gas and Electric Corp. Project), Series 1997-A, AMT, 3.00% 2032 (put 2025)	1,000	1,051
Environmental Facs. Corp., Rev. Green Bonds (Revolving Funds), Series 2016-B, 4.00% 2036	1,950	2,145
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2017, AMT, 2.875% 2044 (put 2029)[1]	1,500	1,563
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2014-R-2, AMT, 3.125% 2044 (put 2026)[1]	500	527
Environmental Facs. Corp., Solid Waste Disposal Rev. Bonds (Casella Waste Systems, Inc. Project), Series 2020-R-1, 2.75% 2050 (put 2025)	750	778
Housing Fin. Agcy., Affordable Housing Rev. Bonds, Series 2017-M, 3.65% 2042	750	785
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-D, 3.55% 2039	1,000	1,055
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-J-2, 1.10% 2061 (put 2027)	705	683
Liberty Dev. Corp., Liberty Rev. Ref. Bonds, Series 2021-WTC-1, 4.00% 2043	1,000	1,108
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (3 World Trade Center Project), Series 2014, Class 2, 5.375% 2040[1]	350	382
Liberty Dev. Corp., Liberty Rev. Ref. Bonds (3 World Trade Center Project), Series 2014, Class 3, 7.25% 2044[1]	375	408
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 2.875% 2046	500	481
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 3.00% 2051	1,000	980
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 0.821% 2033 (put 2023)[2]	1,500	1,500
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-B, 5.00% 2035	1,315	1,474
Long Island Power Auth., Electric System General Rev. Bonds, Series 2018, 5.00% 2036	500	611
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-B, 5.00% 2038	750	838
Long Island Power Auth., Electric System General Rev. Bonds, Series 2017, 5.00% 2047	3,225	3,761
Metropolitan Transportation Auth., Hudson Rail Yards Trust Obligations, Series 2016-A, 5.00% 2051	500	501
Metropolitan Transportation Auth., Hudson Rail Yards Trust Obligations, Series 2016-A, 5.00% 2056	750	789
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-C-1, 5.25% 2030	280	316
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-1, 5.00% 2039	305	331
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)	1,000	1,215
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-2, 5.00% 2026	1,440	1,658
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2017-A-1, 5.00% 2027	970	1,139
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-C-1, 5.00% 2039	1,640	1,933
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2020-D-3, 4.00% 2049	2,100	2,253
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2019-B, 5.00% 2052	1,305	1,499
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2017-A-1, 5.25% 2057	750	853
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-A-2, 5.00% 2026	1,000	1,151
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 4.00% 2034	1,000	1,086
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 52, AMT, 3.50% 2030	345	355
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 191, AMT, 3.50% 2034	100	102
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 194, AMT, 3.50% 2035	150	154
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 206, AMT, 4.00% 2037	335	351
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 48, 2.625% 2041	400	406
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 178, 3.50% 2043	100	103
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044	340	353
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 200, 3.50% 2045	120	124
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 195, 4.00% 2046	650	679
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047	495	516
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 54, 4.00% 2047	895	939
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047	350	374

334	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
State issuers (continued)
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 208, 4.00% 2048	$330	$348
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 217, 4.00% 2049	795	846
Port Auth., Consolidated Bonds, Series 212, 4.00% 2038	1,000	1,128
Port Auth., Consolidated Bonds, Series 217, 5.00% 2044	1,500	1,838
Port Auth., Consolidated Bonds, Series 205, 5.00% 2047	1,000	1,178
Port Auth., Consolidated Rev. Ref. Bonds, Series 172, AMT, 5.00% 2034	500	504
Port Auth., Consolidated Rev. Ref. Bonds, Series 186, AMT, 5.00% 2044	500	539
Power Auth., Rev. Bonds, Series 2020-A, 4.00% 2055	1,500	1,674
Thruway Auth., General Rev. Bonds, Series 2020-N, 4.00% 2047	1,500	1,659
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2039	2,835	3,146
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, 4.00% 2045	3,160	3,466
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, BAM insured, 4.00% 2050	615	679
Thruway Auth., General Rev. Indebtedness Obligations, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2053	1,015	1,120
Thruway Auth., General Rev. Indebtedness Obligations, Series 2016-A, 5.25% 2056	250	283
Thruway Auth., Personal Income Tax Rev. Bonds, Series 2021-A-1, 4.00% 2042	1,670	1,887
Transportation Dev. Corp., Fac. Rev. Bonds (New York State Thruway Service Areas Project), Series 2021, AMT, 4.00% 2046	1,000	1,109
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2021, AMT, 3.00% 2031	250	261
Transportation Dev. Corp., Special Fac. Rev. Bonds (American Airlines, Inc. John F. Kennedy International Airport Project), Series 2020, AMT, 5.375% 2036	1,000	1,212
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 5.00% 2037	600	717
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-A, AMT, 4.00% 2039	750	820
Transportation Dev. Corp., Special Fac. Rev. Bonds (Terminal Four John F. Kennedy International Airport Project), Series 2020-C, 4.00% 2040	1,000	1,102
Transportation Dev. Corp., Special Fac. Rev. Ref. Bonds (Terminal One Group Assn., LP Project), Series 2015, AMT, 5.00% 2023	500	518
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2034	500	536
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.00% 2046	1,000	1,069
Transportation Dev. Corp., Special Facs. Bonds (LaGuardia Airport Terminal B Redev. Project), Series 2016-A, AMT, 5.25% 2050	500	533
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2035	1,500	1,782
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2018, AMT, 4.00% 2036	500	545
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 5.00% 2040	750	879
Transportation Dev. Corp., Special Facs. Rev. Bonds (Delta Air Lines, Inc. LaGuardia Airport Terminals C & D Redev. Project), Series 2020, AMT, 4.375% 2045	1,000	1,114
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2019-A, 5.00% 2041	600	723
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2018-A, 5.00% 2030	650	823
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2020-A, 5.00% 2054	1,250	1,517
Triborough Bridge and Tunnel Auth., Payroll Mobility Tax Bonds (MTA Bridges and Tunnels), Series 2021-C-3, 4.00% 2051	1,000	1,123
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2026	1,500	1,721
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2014-A, 5.00% 2027	750	809
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2016-A, 5.00% 2032	1,000	1,142
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2036	1,500	1,806
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2039	1,500	1,721
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2019-A, 4.00% 2043	1,785	2,002
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2045	1,500	1,700
Urban Dev. Corp., State Sales Tax Rev. Bonds, Series 2021-A, 4.00% 2048	1,500	1,691
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2040	750	885
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2041	1,500	1,767
		137,219

American Funds Tax-Exempt Funds	335

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
City, county & other issuers 41.87%
City of Albany, Capital Resource Corp., Rev. Bonds (Empire Commons Student Housing, Inc. Ref. Project), Series 2016-A, 5.00% 2032	$400	$453
Town of Amherst, Dev. Corp., Fac. Rev. Bonds (Daemen College Projects), Series 2018, 5.00% 2023	540	568
Town of Amherst, Dev. Corp., Student Housing Fac. Rev. Ref. Bonds (UBF Faculty-Student Housing Corp. - Greiner and Hadley Rev. Ref. Projects at SUNY Buffalo), Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2030	500	589
Town of Brookhaven, Local Dev. Corp., Rev. Bonds (Active Retirement Community, Inc.), Series 2020-A, 4.00% 2055	750	812
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2026	500	582
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2027	750	883
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2034	240	261
Brooklyn Arena Local Dev. Corp., PILOT Rev. Ref. Bonds (Barclays Center), Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2042	1,800	2,034
County of Broome, Local Dev. Corp., Rev. Bonds (United Health Services Hospitals, Inc. Project), Series 2020, 4.00% 2050	2,000	2,209
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2023	1,700	1,792
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2024	475	506
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.25% 2035	725	789
Buffalo and Erie County Industrial Land Dev. Corp., Rev. Bonds (Catholic Health System Obligated Group Project), Series 2015, 5.00% 2040	1,050	1,126
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2030	200	221
Build NYC Resource Corp., Rev. Bonds (Academic Leadership Charter School Project), Series 2021, 4.00% 2036	400	440
Build NYC Resource Corp., Rev. Bonds (Bronx Charter School for Excellence Project), Series 2013-A, 4.00% 2022	545	548
Build NYC Resource Corp., Rev. Bonds (Bronx Charter School for Excellence Project), Series 2013-A, 5.50% 2043	1,500	1,553
Build NYC Resource Corp., Rev. Ref. Bonds (Albert Einstein School of Medicine, Inc. Project), Series 2015, 5.50% 2045[1]	295	326
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 4.50% 2025[1]	240	255
Build NYC Resource Corp., Solid Waste Disposal Rev. Bonds (Pratt Paper (NY), Inc. Project), Series 2014, AMT, 5.00% 2035[1]	950	1,038
Village of Dobbs Ferry, Local Dev. Corp., Rev. Bonds (Mercy College Project), Series 2014, 5.00% 2039	1,625	1,754
Village of Dobbs Ferry, Local Dev. Corp., Rev. Bonds (Mercy College Project), Series 2014, 5.00% 2044	500	540
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 4.00% 2041	750	818
County of Dutchess, Local Dev. Corp., Rev. Bonds (Health Quest Systems, Inc. Project), Series 2016-B, 5.00% 2046	1,500	1,717
County of Dutchess, Local Dev. Corp., Rev. Bonds (Nuvance Health Issue), Series 2019-B, 5.00% 2032	905	1,088
County of Dutchess, Local Dev. Corp., Rev. Bonds (Nuvance Health Issue), Series 2019-B, 4.00% 2049	1,000	1,100
County of Dutchess, Local Dev. Corp., Rev. Ref. Bonds (Health Quest Systems, Inc. Project), Series 2014-A, 5.00% 2028	430	469
City of Glen Cove, Local Econ. Assistance Corp., Rev. Bonds (Garvies Point Public Improvement Project), Convertible Capital Appreciation Bonds, Series 2016-C, 0% 2055 (5.62% on 1/1/2024)[3]	500	512
Town of Hempstead, Local Dev. Corp., Rev. Ref. Bonds (Molloy College Project), Series 2017, 5.00% 2034	810	923
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2017-A, 5.00% 2033	2,700	3,138
Hudson Yards Infrastructure Corp., Rev. Bonds, Series 2017-A, 5.00% 2035	1,000	1,160
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 5.00% 2037	1,000	1,126
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 4.00% 2042	715	744
County of Jefferson, Civic Fac. Dev. Corp., Rev. Bonds (Samaritan Medical Center Project), Series 2017-A, 4.00% 2047	500	517
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Highland Hospital of Rochester Project), Series 2015, 5.00% 2025	325	362
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Highland Hospital of Rochester Project), Series 2015, 5.00% 2033	430	477

336	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
City, county & other issuers (continued)
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Highland Hospital of Rochester Project), Series 2015, 5.00% 2034	$380	$421
County of Monroe, Industrial Dev. Corp., Rev. Bonds (Rochester General Hospital Project), Series 2020-A, 4.00% 2046	3,000	3,310
County of Monroe, Industrial Dev. Corp., Rev. Bonds (University of Rochester Project), Series 2017-C, 4.00% 2036	1,275	1,409
County of Nassau, G.O. General Improvement Bonds, Series 2017-A, 5.00% 2030	1,000	1,156
County of Nassau, Tobacco Settlement Corp., Tobacco Settlement Asset-Backed Bonds, Series 2006-A-3, 5.00% 2035	600	609
County of Nassau, Tobacco Settlement Corp., Tobacco Settlement Asset-Backed Bonds, Series 2006-A-3, 5.125% 2046	705	718
City of New Rochelle, Local Dev. Rev. Bonds (Iona College Project), Series 2015-A, 5.00% 2045	250	273
New York City G.O. Bonds, Series 2016-A, 5.00% 2026	1,000	1,131
New York City G.O. Bonds, Series 2018-A, 5.00% 2027	1,500	1,775
New York City G.O. Bonds, Series 2016-C, 5.00% 2031	1,000	1,140
New York City G.O. Bonds, Series 2018-C, 5.00% 2032	1,720	2,059
New York City G.O. Bonds, Series 2015-C, 5.00% 2033	1,000	1,107
New York City G.O. Bonds, Series 2017-A-1, 5.00% 2034	1,000	1,153
New York City G.O. Bonds, Series 2019-D-1, 5.00% 2037	750	912
New York City G.O. Bonds, Series 2020-B-1, 4.00% 2040	1,250	1,399
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2029	1,200	1,469
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048	1,670	1,695
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)	635	623
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2020-A-3, 1.125% 2060 (put 2024)	750	749
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2017-A-1-A, 3.80% 2037	885	943
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2015-H, 2.95% 2045 (put 2026)	750	783
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2018-L-2, 2.75% 2050 (put 2023)	500	507
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2019-E-2, 1.75% 2059 (put 2023)	1,000	1,007
New York City Industrial Dev. Agcy., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-A, AMT, 5.00% 2022	515	523
New York City Industrial Dev. Agcy., Airport Facs. Rev. Ref. Bonds (Transportation Infrastructure Properties, LLC Obligated Group), Series 2012-A, AMT, 5.00% 2028	250	253
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Queens Baseball Stadium Project), Series 2021-A, Assured Guaranty Municipal insured, 3.00% 2034	750	785
New York City Industrial Dev. Agcy., PILOT Rev. Ref. Bonds (Yankee Stadium Project), Series 2020-A, Assured Guaranty Municipal insured, 4.00% 2045	1,000	1,099
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-DD, 5.00% 2031	1,100	1,409
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-EE, 5.00% 2033	750	883
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-HH, 5.00% 2039	690	766
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-EE, 5.00% 2045	500	541
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2018-BB-1, 5.00% 2046	1,250	1,457
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2017-DD, 5.00% 2047	1,055	1,205
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2020-GG-1, 4.00% 2050	2,000	2,232
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-AA-1, 4.00% 2051	1,000	1,126
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Ref. Bonds, Series 2017-EE, 5.00% 2036	750	880
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2019-S-3, 5.00% 2036	1,000	1,207

American Funds Tax-Exempt Funds	337

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
City, county & other issuers (continued)
New York City Transitional Fin. Auth., Building Aid Rev. Bonds, Series 2018-S-4-A, 5.00% 2037	$750	$906
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-A-1, 5.00% 2036	2,380	2,869
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-D-1, 5.00% 2036	1,000	1,250
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-B-1, 4.00% 2038	1,000	1,150
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-B-1, 4.00% 2040	1,500	1,698
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-A-3, 4.00% 2042	2,925	3,225
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2017-F-1, 5.00% 2042	1,000	1,160
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-B-1, 4.00% 2045	2,000	2,262
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2022-C-1, 4.00% 2051	1,200	1,352
New York City Trust for Cultural Resources, Rev. Ref. Bonds (Lincoln Center for the Performing Arts, Inc.), Series 2020-A, 4.00% 2035	1,000	1,135
Niagara Area Dev. Corp., Solid Waste Disposal Fac. Rev. Ref. Bonds (Covanta Project), Series 2018-B, 3.50% 2024[1]	650	666
Niagara Area Dev. Corp., Solid Waste Disposal Fac. Rev. Ref. Bonds (Covanta Project), Series 2018-A, AMT, 4.75% 2042[1]	1,500	1,540
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2027	600	647
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2028	500	536
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2014-A, AMT, 5.00% 2029	700	751
Niagara Frontier Transportation Auth., Airport Rev. Ref. Bonds (Buffalo Niagara International Airport), Series 2019-A, AMT, 5.00% 2031	1,000	1,196
County of Oneida, Local Dev. Corp. Rev. Bonds (Mohawk Valley Health System Project), Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2038	1,000	1,129
County of Oneida, Local Dev. Corp. Rev. Bonds (Mohawk Valley Health System Project), Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2049	1,000	1,112
County of Onondaga, Resource Recovery Agcy., Rev. Ref. Bonds, Series 2015-A, AMT, Assured Guaranty Municipal insured, 5.00% 2025	500	554
County of Onondaga, Resource Recovery Agcy., Rev. Ref. Bonds, Series 2015-A, AMT, Assured Guaranty Municipal insured, 5.00% 2030	1,750	1,927
County of Onondaga, Trust for Cultural Resources, Rev. Bonds, Series 2019, 5.00% 2040	1,000	1,225
County of Rockland, G.O. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2024	1,000	1,083
Town of Southold, Local Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2015, 5.00% 2045	1,500	1,601
County of Suffolk, G.O. Rev. Ref. Bonds, Series 2017-A, Assured Guaranty Municipal insured, 5.00% 2026	540	615
Suffolk Tobacco Asset Securitization Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2012-B, 5.00% 2032 (preref. 2022)	750	761
County of Tompkins, Dev. Corp., Continuing Care Retirement Community Rev. Bonds (Kendal at Ithaca, Inc. Project), Series 2022-A, 4.00% 2042	750	844
County of Tompkins, Dev. Corp., Continuing Care Retirement Community Rev. Bonds (Kendal at Ithaca, Inc. Project), Series 2014-A, 5.00% 2044	915	981
City of Troy, Capital Resource Corp., Rev. Bonds (Rensselaer Polytechnic Institute Project), Series 2015, 5.00% 2027	800	905
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2023	600	638
City of Troy, Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2038	1,500	1,842
TSASC, Inc., Tobacco Settlement Bonds, Series 2017-A, 5.00% 2022	1,000	1,014
TSASC, Inc., Tobacco Settlement Bonds, Series 2017-A, 5.00% 2025	750	839
County of Westchester, Health Care Corp., Rev. Bonds, Series 2010-B, 6.00% 2030	125	125
County of Westchester, Local Dev. Corp., Rev. Bonds (Purchase Housing Corp. II Project), Series 2017, 5.00% 2037	1,000	1,112
County of Westchester, Local Dev. Corp., Rev. Bonds (Purchase Housing Corp. II Project), Series 2017, 5.00% 2047	1,025	1,124
County of Westchester, Local Dev. Corp., Rev. Bonds (Senior Learning Community, Inc.), Series 2021-D, 2.875% 2026[1]	350	349
County of Westchester, Local Dev. Corp., Rev. Bonds (Senior Learning Community, Inc.), Series 2021-A, 5.00% 2056[1]	335	351
County of Westchester, Local Dev. Corp., Rev. Bonds (Westchester Medical Center Obligated Group Project), Series 2016, 5.00% 2034	1,150	1,284

338	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York (continued)

Bonds, notes & other debt instruments (continued)	Principal amount (000)	Value (000)
New York (continued)
City, county & other issuers (continued)
County of Westchester, Local Dev. Corp., Rev. Bonds (Westchester Medical Center Obligated Group Project), Series 2016, 5.00% 2046	$1,250	$1,392
County of Westchester, Local Dev. Corp., Rev. Ref. Bonds (Pace University), Series 2014-A, 5.50% 2042	450	487
City of Yonkers, Econ. Dev. Corp., Educational Rev. Bonds (Lamartine/Warburton LLC - Charter School of Educational Excellence Project), Series 2019-A, 5.00% 2049	1,100	1,231
City of Yonkers, G.O. Bonds, Series 2015-B, Assured Guaranty Municipal insured, 5.00% 2024	490	536
		121,548

Guam 1.70%
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.375% 2043 (preref. 2023)	260	283
A.B. Won Pat International Airport Auth., General Rev. Bonds, Series 2013-C, AMT, 6.375% 2043	240	257
Business Privilege Tax Rev. Ref. Bonds, Series 2021-F, 4.00% 2042	750	818
G.O. Bonds, Series 2019, AMT, 5.00% 2031	785	877
Hotel Occupancy Tax Rev. Ref. Bonds, Series 2021-A, 5.00% 2035	1,355	1,648
Limited Obligation Rev. Ref. Bonds (Section 30), Series 2016-A, 5.00% 2022	500	517
Waterworks Auth., Water and Wastewater System Rev. Bonds, Series 2013, 5.00% 2028	250	261
Waterworks Auth., Water and Wastewater System Rev. Bonds, Series 2014-A, 5.00% 2029	250	268
		4,929

Puerto Rico 1.15%
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.00% 2020[4]	5	5
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.00% 2024[4]	5	4
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 4.50% 2025[4]	5	5
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.50% 2026[4]	10	9
G.O. Public Improvement Rev. Ref. Bonds, Series 2012-A, 5.50% 2039[4]	310	294
Highways and Transportation Auth., Highway Rev. Ref. Bonds, Series 2003-AA-1, Assured Guaranty Municipal insured, 4.95% 2026	240	242
Highways and Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D, Assured Guaranty Municipal insured, 5.00% 2032	660	665
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Higher Education Rev. and Rev. Ref. Bonds (Inter American University of Puerto Rico Project), Series 2012, 5.00% 2031	750	764
Public Building Auth., Government Facs. Rev. Bonds, Series 2012-N, 5.00% 2032[4]	20	22
Public Building Auth., Government Facs. Rev. Ref. Bonds, Series 2012-U, 5.25% 2042[4]	140	145
Sales Tax Fncg. Corp., Sales Tax Rev. Restructured Bonds, Capital Appreciation Bonds, Series 2018-A-1, 0% 2051	5,000	1,178
		3,333

Total bonds, notes & other debt instruments (cost: $259,067,000)		267,029

Short-term securities 6.67%
Municipals 6.67%
Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.09% 2039[2]	13,175	13,175
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2015-BB-1, 0.11% 2049[2]	4,200	4,200
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2014-AA-2, 0.12% 2050[2]	2,000	2,000
		19,375

Total short-term securities (cost: $19,375,000)		19,375
Total investment securities 98.65% (cost: $278,442,000)		286,404
Other assets less liabilities 1.35%		3,928

Net assets 100.00%		$290,332

American Funds Tax-Exempt Funds	339

American Funds Tax-Exempt Fund of New York (continued)

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	Value and unrealized appreciation at 1/31/2022 (000)
5 Year U.S. Treasury Note Futures	Short	101	March 2022	(12,040)	$63

[1]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $11,841,000, which represented 4.08% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Step bond; coupon rate may change at a later date.
[4]	Scheduled interest and/or principal payment was not received.

Key to abbreviations and symbol

Agcy. = Agency

AMT = Alternative Minimum Tax

Assn. = Association

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

IAM = Interest at Maturity

LIBOR = London Interbank Offered Rate

LOC = Letter of Credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Assn.

USD/$ = U.S. dollars

See notes to financial statements.

340	American Funds Tax-Exempt Funds

Financial statements	unaudited

Statements of assets and liabilities at January 31, 2022	(dollars in thousands)

	American Funds Short-Term Tax-Exempt Bond Fund	Limited Term Tax-Exempt Bond Fund of America	The Tax-Exempt Bond Fund of America
Assets:
Investment securities in unaffiliated issuers, at value	$1,858,858	$7,474,591	$28,805,091
Cash	181	494	582
Cash collateral pledged for futures contracts	322	2,214	15,991
Receivables for:
Sales of investments	249	26,086	258,786
Sales of fund’s shares	7,595	15,789	59,388
Interest	13,249	56,294	226,266
Variation margin on futures contracts	—	—	7
	1,880,454	7,575,468	29,366,111
Liabilities:
Payables for:
Purchases of investments	23,591	95,617	633,630
Repurchases of fund’s shares	3,184	11,585	48,068
Dividends on fund’s shares	15	271	2,177
Investment advisory services	514	1,215	4,397
Services provided by related parties	161	937	3,642
Trustees’ deferred compensation	43	129	901
Variation margin on futures contracts	16	115	448
Bank overdraft	—	—	—
Other	1	2	10
	27,525	109,871	693,273
Net assets at January 31, 2022	$1,852,929	$7,465,597	$28,672,838

Net assets consist of:
Capital paid in on shares of beneficial interest	$1,865,546	$7,504,308	$28,019,740
Total (accumulated loss) distributable earnings	(12,617)	(38,711)	653,098
Net assets at January 31, 2022	$1,852,929	$7,465,597	$28,672,838
Investment securities in unaffiliated issuers, at cost	$1,871,427	$7,516,176	$28,169,169

See notes to financial statements.

American Funds Tax-Exempt Funds	341

Financial statements (continued)	unaudited

Statements of assets and liabilities at January 31, 2022 (continued)	(dollars in thousands)

	American High-Income Municipal Bond Fund	The Tax-Exempt Fund of California	American Funds Tax-Exempt Fund of New York
Assets:
Investment securities in unaffiliated issuers, at value	$11,573,187	$3,180,666	$286,404
Cash	1,757	—	616
Cash collateral pledged for futures contracts	4,381	2,694	120
Receivables for:
Sales of investments	178,900	14,914	2,438
Sales of fund’s shares	25,422	2,344	438
Interest	94,509	36,356	2,654
Variation margin on futures contracts	2	1	—
	11,878,158	3,236,975	292,670
Liabilities:
Payables for:
Purchases of investments	323,554	60,933	1,948
Repurchases of fund’s shares	20,100	7,772	245
Dividends on fund’s shares	1,506	483	20
Investment advisory services	2,426	716	71
Services provided by related parties	1,633	555	46
Trustees’ deferred compensation	161	113	4
Variation margin on futures contracts	160	129	4
Bank overdraft	—	28	—
Other	4	1	—	*
	349,544	70,730	2,338
Net assets at January 31, 2022	$11,528,614	$3,166,245	$290,332

Net assets consist of:
Capital paid in on shares of beneficial interest	$11,196,981	$3,088,207	$282,260
Total (accumulated loss) distributable earnings	331,633	78,038	8,072
Net assets at January 31, 2022	$11,528,614	$3,166,245	$290,332
Investment securities in unaffiliated issuers, at cost	$11,274,652	$3,106,132	$278,442

*	Amount less than one thousand.

See notes to financial statements.

342	American Funds Tax-Exempt Funds

Financial statements (continued)	unaudited

Statements of assets and liabilities at January 31, 2022 (continued)	(dollars and shares in thousands, except per-share amounts)

		American Funds Short-Term Tax-Exempt Bond Fund	Limited Term Tax-Exempt Bond Fund of America	The Tax-Exempt Bond Fund of America
Shares of beneficial interest issued and outstanding (no stated par value) — unlimited shares authorized
Class A:	Net assets	$1,189,288	$4,216,379	$14,537,257
	Shares outstanding	117,580	268,724	1,100,970
	Net asset value per share	$10.11	$15.69	$13.20
Class C:	Net assets		$18,615	$347,914
	Shares outstanding	Not applicable	1,186	26,349
	Net asset value per share		$15.69	$13.20
Class T:	Net assets	$10	$10	$10
	Shares outstanding	1	1	1
	Net asset value per share	$10.11	$15.69	$13.20
Class F-1:	Net assets	$6,273	$72,653	$259,590
	Shares outstanding	620	4,630	19,660
	Net asset value per share	$10.11	$15.69	$13.20
Class F-2:	Net assets	$308,593	$1,184,676	$5,733,449
	Shares outstanding	30,510	75,504	434,219
	Net asset value per share	$10.11	$15.69	$13.20
Class F-3:	Net assets	$122,196	$966,304	$7,077,854
	Shares outstanding	12,081	61,586	536,037
	Net asset value per share	$10.11	$15.69	$13.20
Class R-6:	Net assets	$226,569	$1,006,960	$716,764
	Shares outstanding	22,400	64,177	54,283
	Net asset value per share	$10.11	$15.69	$13.20

See notes to financial statements.

American Funds Tax-Exempt Funds	343

Financial statements (continued)	unaudited

Statements of assets and liabilities at January 31, 2022 (continued)	(dollars and shares in thousands, except per-share amounts)

		American High-Income Municipal Bond Fund	The Tax-Exempt Fund of California	American Funds Tax-Exempt Fund of New York
Shares of beneficial interest issued and outstanding (no stated par value) — unlimited shares authorized
Class A:	Net assets	$6,023,276	$1,970,082	$205,419
	Shares outstanding	366,718	110,708	18,899
	Net asset value per share	$16.42	$17.80	$10.87
Class C:	Net assets	$201,021	$49,073	$10,746
	Shares outstanding	12,239	2,758	989
	Net asset value per share	$16.42	$17.80	$10.87
Class T:	Net assets	$11	$10	$10
	Shares outstanding	1	1	1
	Net asset value per share	$16.42	$17.80	$10.87
Class F-1:	Net assets	$112,105	$59,259	$2,354
	Shares outstanding	6,825	3,330	217
	Net asset value per share	$16.42	$17.80	$10.87
Class F-2:	Net assets	$1,893,219	$631,257	$31,884
	Shares outstanding	115,266	35,473	2,933
	Net asset value per share	$16.42	$17.80	$10.87
Class F-3:	Net assets	$2,104,425	$456,564	$39,919
	Shares outstanding	128,124	25,657	3,673
	Net asset value per share	$16.42	$17.80	$10.87
Class R-6:	Net assets	$1,194,557
	Shares outstanding	72,729	Not applicable	Not applicable
	Net asset value per share	$16.42

See notes to financial statements.

344	American Funds Tax-Exempt Funds

Financial statements (continued)	unaudited

Statements of operations for the six months ended January 31, 2022	(dollars in thousands)

	American Funds Short-Term Tax-Exempt Bond Fund	Limited Term Tax-Exempt Bond Fund of America	The Tax-Exempt Bond Fund of America
Investment income:
Income:
Interest from unaffiliated issuers	$8,871	$50,484	$342,762
Refund of federal, state and local taxes	—	—	213
	8,871	50,484	342,975
Fees and expenses*:
Investment advisory services	3,018	7,303	25,708
Distribution services	901	6,705	20,673
Transfer agent services	325	1,465	5,684
Administrative services	277	1,167	4,328
Reports to shareholders	17	69	264
Registration statement and prospectus	156	417	692
Trustees’ compensation	5	20	99
Auditing and legal	59	70	119
Custodian	2	9	32
Federal, state and local taxes	— †	— †	3
Other	1	3	8
Total fees and expenses before reimbursements	4,761	17,228	57,610
Less reimbursements of fees and expenses:
Miscellaneous fee reimbursements	75	—	—
Total fees and expenses after reimbursements	4,686	17,228	57,610
Net investment income	4,185	33,256	285,365

Net realized (loss) gain and unrealized depreciation:
Net realized gain (loss) on:
Investments in unaffiliated issuers	494	9,661	24,423
Futures contracts	(935)	(3,707)	1,504
	(441)	5,954	25,927
Net unrealized (depreciation) appreciation on:
Investments in unaffiliated issuers	(35,020)	(226,762)	(1,132,409)
Futures contracts	709	7,026	33,731
	(34,311)	(219,736)	(1,098,678)
Net realized (loss) gain and unrealized depreciation	(34,752)	(213,782)	(1,072,751)
Net decrease in net assets resulting from operations	$(30,567)	$(180,526)	$(787,386)

See end of statements of operations for footnotes.

See notes to financial statements.

American Funds Tax-Exempt Funds	345

Financial statements (continued)	unaudited

Statements of operations for the six months ended January 31, 2022 (continued)	(dollars in thousands)

	American High-Income Municipal Bond Fund	The Tax-Exempt Fund of California	American Funds Tax-Exempt Fund of New York
Investment income:
Income:
Interest from unaffiliated issuers	$191,117	$41,416	$3,891
Refund of federal, state and local taxes	—	—	—
	191,117	41,416	3,891
Fees and expenses*:
Investment advisory services	13,751	4,234	419
Distribution services	10,278	2,893	324
Transfer agent services	2,437	561	53
Administrative services	1,717	491	44
Reports to shareholders	135	20	3
Registration statement and prospectus	514	102	69
Trustees’ compensation	26	13	1
Auditing and legal	91	73	59
Custodian	13	4	2
Federal, state and local taxes	35	—	1
Other	72	2	1
Total fees and expenses before reimbursements	29,069	8,393	976
Less reimbursements of fees and expenses:
Miscellaneous fee reimbursements	—	—	89
Total fees and expenses after reimbursements	29,069	8,393	887
Net investment income	162,048	33,023	3,004

Net realized (loss) gain and unrealized depreciation:
Net realized gain (loss) on:
Investments in unaffiliated issuers	43,149	5,712	(34)
Futures contracts	(3,788)	(150)	(119)
	39,361	5,562	(153)
Net unrealized (depreciation) appreciation on:
Investments in unaffiliated issuers	(501,017)	(131,996)	(13,150)
Futures contracts	13,623	5,657	164
	(487,394)	(126,339)	(12,986)
Net realized (loss) gain and unrealized depreciation	(448,033)	(120,777)	(13,139)
Net decrease in net assets resulting from operations	$(285,985)	$(87,754)	$(10,135)

*	Additional information related to class-specific fees and expenses is included in the notes to financial statements.
†	Amount less than one thousand.

See notes to financial statements.

346	American Funds Tax-Exempt Funds

Financial statements (continued)

Statements of changes in net assets	(dollars in thousands)

	American Funds Short-Term Tax-Exempt Bond Fund		Limited Term Tax-Exempt Bond Fund of America		The Tax-Exempt Bond Fund of America
	Six months ended January 31, 2022*	Year ended July 31, 2021	Six months ended January 31, 2022*	Year ended July 31, 2021	Six months ended January 31, 2022*	Year ended July 31, 2021
Operations:
Net investment income	$4,185	$12,083	$33,256	$71,241	$285,365	$560,998
Net realized (loss) gain	(441)	5,464	5,954	36,984	25,927	157,229
Net unrealized (depreciation) appreciation	(34,311)	(7,084)	(219,736)	(3,226)	(1,098,678)	337,912
Net (decrease) increase in net assets resulting from operations	(30,567)	10,463	(180,526)	104,999	(787,386)	1,056,139

Distributions paid or accrued to shareholders	(8,353)	(16,348)	(70,638)	(106,417)	(432,814)	(597,048)

Net capital share transactions	96,258	400,322	152,032	2,022,705	1,870,313	2,014,890

Total increase (decrease) in net assets	57,338	394,437	(99,132)	2,021,287	650,113	2,473,981

Net assets:
Beginning of period	1,795,591	1,401,154	7,564,729	5,543,442	28,022,725	25,548,744
End of period	$1,852,929	$1,795,591	$7,465,597	$7,564,729	$28,672,838	$28,022,725

	American High-Income Municipal Bond Fund		The Tax-Exempt Fund of California		American Funds Tax-Exempt Fund of New York
	Six months ended January 31, 2022*	Year ended July 31, 2021	Six months ended January 31, 2022*	Year ended July 31, 2021	Six months ended January 31, 2022*	Year ended July 31, 2021
Operations:
Net investment income	$162,048	$281,978	$33,023	$65,993	$3,004	$6,531
Net realized (loss) gain	39,361	68,501	5,562	7,738	(153)	2,639
Net unrealized (depreciation) appreciation	(487,394)	529,131	(126,339)	47,599	(12,986)	6,781
Net (decrease) increase in net assets resulting from operations	(285,985)	879,610	(87,754)	121,330	(10,135)	15,951

Distributions paid or accrued to shareholders	(245,816)	(299,429)	(44,637)	(77,810)	(5,189)	(6,624)

Net capital share transactions	1,097,918	2,097,387	74,075	241,730	13,776	(9,824)

Total increase (decrease) in net assets	566,117	2,677,568	(58,316)	285,250	(1,548)	(497)

Net assets:
Beginning of period	10,962,497	8,284,929	3,224,561	2,939,311	291,880	292,377
End of period	$11,528,614	$10,962,497	$3,166,245	$3,224,561	$290,332	$291,880

*	Unaudited.

See notes to financial statements.

American Funds Tax-Exempt Funds	347

Notes to financial statements	unaudited

1. Organization

American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California, which is presently the only series of The American Funds Tax-Exempt Series II, and American Funds Tax-Exempt Fund of New York (each a “fund” or collectively, the “funds”), are registered under the Investment Company Act of 1940 as open-end, diversified management investment companies.

Each fund’s investment objectives are as follows:

American Funds Short-Term Tax-Exempt Bond Fund — Seeks to provide current income exempt from regular federal income tax, consistent with the maturity and quality standards described in the prospectus, and to preserve capital.

Limited Term Tax-Exempt Bond Fund of America — Seeks to provide current income exempt from regular federal income tax, consistent with the maturity and quality standards described in the prospectus, and to preserve capital.

The Tax-Exempt Bond Fund of America — Seeks to provide a high level of current income exempt from federal income tax, consistent with the preservation of capital.

American High-Income Municipal Bond Fund — Seeks to provide a high level of current income exempt from regular federal income tax.

The Tax-Exempt Fund of California — Seeks to provide a high level of current income exempt from regular federal and California state income taxes. Its secondary objective is preservation of capital.

American Funds Tax-Exempt Fund of New York — Seeks to provide a high level of current income exempt from regular federal, New York state and New York City income taxes. Its secondary objective is preservation of capital.

American Funds Short-Term Tax-Exempt Bond Fund has six share classes consisting of five retail share classes (Classes A and T, as well as three F share classes, F-1, F-2 and F-3) and one share class that is only available to the American Funds Portfolio Series (Class R-6). Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America and American High-Income Municipal Bond Fund each have seven share classes consisting of six retail share classes (Classes A, C and T, as well as three F share classes, F-1, F-2 and F-3) and one share class that is only available to the American Funds Portfolio Series (Class R-6). The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York each have six retail share classes (Classes A, C and T, as well as three F share classes, F-1, F-2 and F-3). Some share classes are only available to limited categories of investors. The funds’ share classes are described further in the following table:

Share class	Initial sales charge	Contingent deferred sales charge upon redemption	Conversion feature
Class A	Up to 2.50% for American Funds Short-Term Tax-Exempt Bond Fund and Limited Term Tax-Exempt Bond Fund of America; up to 3.75% for all other funds	None (except 0.75% for certain redemptions within 18 months of purchase without an initial sales charge)	None
Class C*	None	1.00% for redemptions within one year of purchase	Class C converts to Class A after eight years
Class T†	Up to 2.50%	None	None
Classes F-1, F-2 and F-3	None	None	None
Class R-6	None	None	None
*	Class C shares are not available for purchase in Limited Term Tax-Exempt Bond Fund of America.
†	Class T shares are not available for purchase.

Holders of all share classes of each fund have equal pro rata rights to the assets, dividends and liquidation proceeds of each fund held. Each share class of each fund has identical voting rights, except for the exclusive right to vote on matters affecting only its class. Share classes have different fees and expenses (“class-specific fees and expenses”), primarily due to different arrangements for distribution, transfer agent and administrative services. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different per-share dividends by each share class of each fund.

348	American Funds Tax-Exempt Funds

2. Significant accounting policies

Each fund is an investment company that applies the accounting and reporting guidance issued in Topic 946 by the U.S. Financial Accounting Standards Board. Each fund’s financial statements have been prepared to comply with U.S. generally accepted accounting principles (“U.S. GAAP”). These principles require the funds’ investment adviser to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates. Subsequent events, if any, have been evaluated through the date of issuance in the preparation of the financial statements. The funds follow the significant accounting policies described in this section, as well as the valuation policies described in the next section on valuation.

Security transactions and related investment income — Security transactions are recorded by the funds as of the date the trades are executed with brokers. Realized gains and losses from security transactions are determined based on the specific identified cost of the securities. In the event a security is purchased with a delayed payment date, the funds will segregate liquid assets sufficient to meet their payment obligations. Interest income is recognized on an accrual basis. Market discounts, premiums and original issue discounts on fixed-income securities are amortized daily over the expected life of the security.

Class allocations — Income, fees and expenses (other than class-specific fees and expenses) are allocated daily among the various share classes of each fund based on the relative value of their settled shares. Realized gains and losses and unrealized appreciation and depreciation are allocated daily among the various share classes of each fund based on their relative net assets. Class-specific fees and expenses, such as distribution, transfer agent and administrative services, are charged directly to the respective share class of each fund.

Distributions paid or accrued to shareholders — Income dividends are declared daily after the determination of each fund’s net investment income and are paid to shareholders monthly. Capital gain distributions are recorded on each fund’s ex-dividend date.

3. Valuation

Capital Research and Management Company (“CRMC”), the funds’ investment adviser, values each fund’s investments at fair value as defined by U.S. GAAP. The net asset value per share is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open.

Methods and inputs — The funds’ investment adviser uses the following methods and inputs to establish the fair value of each fund’s assets and liabilities. Use of particular methods and inputs may vary over time based on availability and relevance as market and economic conditions evolve.

Fixed-income securities, including short-term securities, are generally valued at prices obtained from one or more pricing vendors. Vendors value such securities based on one or more of the following inputs: benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, spreads and other relationships observed in the markets among comparable securities; and proprietary pricing models such as yield measures calculated using factors such as cash flows, financial or collateral performance and other reference data. For certain distressed securities, valuations may include cash flows or liquidation values using a net present value calculation based on inputs that include, but are not limited to, financial statements and debt contracts.

When the funds’ investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or not deemed to be representative), fixed-income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type. Some securities may be valued based on their effective maturity or average life, which may be shorter than the stated maturity.

Exchange-traded futures are generally valued at the official settlement price of the exchange or market on which such instruments are traded, as of the close of business on the day the futures are being valued.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the funds’ investment adviser are fair valued as determined in good faith under fair valuation guidelines adopted by authority of each fund’s board of trustees as further described. The investment adviser follows fair valuation guidelines, consistent with U.S. Securities and Exchange Commission rules and guidance, to consider relevant principles and factors when making fair value determinations. The investment adviser considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security; contractual or legal restrictions on resale of the security; relevant financial or business developments of the issuer; actively traded similar or related securities; conversion or exchange rights on the security; related corporate actions; significant events occurring after the close of trading in the security; and changes in overall market conditions. In addition, the closing prices of equity securities that trade in markets outside U.S. time zones may be adjusted to reflect significant events that occur after the close of local trading but before the net asset value of each share class of the fund is determined. Fair valuations and valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred.

American Funds Tax-Exempt Funds	349

Processes and structure — Each fund’s board of trustees has delegated authority to the funds’ investment adviser to make fair value determinations, subject to board oversight. The investment adviser has established a Joint Fair Valuation Committee (the “Fair Valuation Committee”) to administer, implement and oversee the fair valuation process, and to make fair value decisions. The Fair Valuation Committee regularly reviews its own fair value decisions, as well as decisions made under its standing instructions to the investment adviser’s valuation teams. The Fair Valuation Committee reviews changes in fair value measurements from period to period and may, as deemed appropriate, update the fair valuation guidelines to better reflect the results of back testing and address new or evolving issues. The Fair Valuation Committee reports any changes to the fair valuation guidelines to the boards of trustees. Each fund’s board and audit committee also regularly review reports that describe fair value determinations and methods.

The funds’ investment adviser has also established a Fixed-Income Pricing Review Group to administer and oversee the fixed-income valuation process, including the use of fixed-income pricing vendors. This group regularly reviews pricing vendor information and market data. Pricing decisions, processes and controls over security valuation are also subject to additional internal reviews facilitated by the investment adviser’s global risk management group.

Classifications — The funds’ investment adviser classifies each fund’s assets and liabilities into three levels based on the inputs used to value the assets or liabilities. Level 1 values are based on quoted prices in active markets for identical securities. Level 2 values are based on significant observable market inputs, such as quoted prices for similar securities and quoted prices in inactive markets. Certain securities trading outside the U.S. may transfer between Level 1 and Level 2 due to valuation adjustments resulting from significant market movements following the close of local trading. Level 3 values are based on significant unobservable inputs that reflect the investment adviser’s determination of assumptions that market participants might reasonably use in valuing the securities. The valuation levels are not necessarily an indication of the risk or liquidity associated with the underlying investment. For example, U.S. government securities are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market.

The funds’ valuation levels as of January 31, 2022 are as follows (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Texas	$—	$257,979	$—	$257,979
California	—	133,195	—	133,195
New York	—	111,212	—	111,212
Illinois	—	71,312	—	71,312
Florida	—	68,517	—	68,517
Ohio	—	61,467	—	61,467
Pennsylvania	—	51,879	—	51,879
North Carolina	—	50,615	—	50,615
Virginia	—	46,039	—	46,039
Washington	—	44,666	—	44,666
Other	—	636,472	—	636,472
Short-term securities	—	325,505	—	325,505
Total	$—	$1,858,858	$—	$1,858,858

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$351	$—	$—	$351

See end of tables for footnote.

350	American Funds Tax-Exempt Funds

Limited Term Tax-Exempt Bond Fund of America

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Texas	$—	$880,296	$—	$880,296
New York	—	617,649	—	617,649
California	—	407,746	—	407,746
Illinois	—	376,986	—	376,986
Florida	—	343,531	—	343,531
Pennsylvania	—	283,010	—	283,010
Ohio	—	252,026	—	252,026
Michigan	—	221,616	—	221,616
Georgia	—	202,402	—	202,402
Washington	—	174,461	—	174,461
Other	—	2,522,390	—	2,522,390
Short-term securities	—	1,192,478	—	1,192,478
Total	$—	$7,474,591	$—	$7,474,591

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$3,266	$—	$—	$3,266

The Tax-Exempt Bond Fund of America

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
New York	$—	$3,619,450	$—	$3,619,450
Illinois	—	3,062,868	—	3,062,868
Texas	—	2,668,973	—	2,668,973
California	—	1,791,572	—	1,791,572
Florida	—	1,636,979	3,807	1,640,786
Pennsylvania	—	1,471,610	—	1,471,610
Michigan	—	969,841	—	969,841
Ohio	—	679,151	—	679,151
Georgia	—	639,614	—	639,614
Washington	—	596,311	—	596,311
Other	—	8,877,200	—	8,877,200
Short-term securities	—	2,787,715	—	2,787,715
Total	$—	$28,801,284	$3,807	$28,805,091

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$12,292	$—	$—	$12,292

See end of tables for footnote.

American Funds Tax-Exempt Funds	351

American High-Income Municipal Bond Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Illinois	$—	$1,271,114	$—	$1,271,114
Colorado	—	1,030,221	—	1,030,221
New York	—	641,009	—	641,009
Pennsylvania	—	638,571	—	638,571
Puerto Rico	—	620,766	—	620,766
Texas	—	598,628	—	598,628
California	—	597,010	—	597,010
Florida	—	505,052	3,859	508,911
New Jersey	—	435,311	—	435,311
Ohio	—	391,035	—	391,035
Other	—	3,603,215	10,449	3,613,664
Short-term securities	—	1,226,947	—	1,226,947
Total	$—	$11,558,879	$14,308	$11,573,187

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$4,112	$—	$—	$4,112
Liabilities:
Unrealized depreciation on futures contracts	(134)	—	—	(134)
Total	$3,978	$—	$—	$3,978

The Tax-Exempt Fund of California

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
State issuers	$—	$943,266	$—	$943,266
City, county & other issuers	—	2,005,672	—	2,005,672
Guam	—	4,761	—	4,761
Puerto Rico	—	20,967	—	20,967
United States	—	19,284	—	19,284
Short-term securities	—	186,716	—	186,716
Total	$—	$3,180,666	$—	$3,180,666

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$2,991	$—	$—	$2,991
Liabilities:
Unrealized depreciation on futures contracts	(261)	—	—	(261)
Total	$2,730	$—	$—	$2,730

See end of tables for footnote.

352	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
State issuers	$—	$137,219	$—	$137,219
City, county & other issuers	—	121,548	—	121,548
Guam	—	4,929	—	4,929
Puerto Rico	—	3,333	—	3,333
Short-term securities	—	19,375	—	19,375
Total	$—	$286,404	$—	$286,404

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$63	$—	$—	$63

*	Futures contracts are not included in the fund’s investment portfolio.

4. Risk factors

Investing in each fund may involve certain risks including, but not limited to, those described below.

Market conditions — The prices of, and the income generated by, the securities held by the funds may decline — sometimes rapidly or unpredictably — due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the funds’ investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the funds may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in municipal securities — Municipal securities are debt obligations that are exempt from federal, state and/or local income taxes. The yield and/or value of the funds’ investments in municipal securities may be adversely affected by events tied to the municipal securities markets, which can be very volatile and significantly impacted by unfavorable legislative or political developments and negative changes in the financial conditions of municipal securities issuers and the economy. To the extent the funds invest in obligations of a municipal issuer, the volatility, credit quality and performance of the funds may be adversely impacted by local political and economic conditions of the issuer. For example, a credit rating downgrade, bond default or bankruptcy involving an issuer within a particular state or territory could affect the market values and marketability of many or all municipal obligations of that state or territory. Income from municipal securities held by the funds could also be declared taxable because of changes in tax laws or interpretations by taxing authorities or as a result of noncompliant conduct of a municipal issuer. Additionally, the relative amount of publicly available information about municipal securities is generally less than that for corporate securities.

American Funds Tax-Exempt Funds	353

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the funds may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the funds. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the funds failing to recoup the full amount of their initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Lower quality debt securities generally have higher rates of interest and may be subject to greater price fluctuations than higher quality debt securities. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the funds invest. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The funds’ investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the funds could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty. These risks may be increased with respect to investments in junk bonds.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the funds more susceptible to certain economic, political or regulatory occurrences. As a result, the funds have greater risk of volatility, and greater risk of loss, from the investments.

Risks of investing in municipal bonds of issuers within the state of California — Because The Tax-Exempt Fund of California invests primarily in securities of issuers within the state of California, the fund is more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds.

Risks of investing in municipal bonds of issuers within the state of New York — Because American Funds Tax-Exempt Fund of New York invests primarily in securities of issuers within the state of New York, the fund is more susceptible to factors adversely affecting issuers of New York securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, such factors may include political policy changes, tax base erosion, state constitutional limits on tax increases, budget deficits and other financial or economic difficulties, and changes in the credit ratings assigned to New York’s municipal issuers. New York’s economy and finances may be especially vulnerable to changes in the performance of the financial services sector, which historically has been volatile.

Management — The investment adviser to the funds actively manages the funds’ investments. Consequently, the funds are subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the funds to lose value or their investment results to lag relevant benchmarks or other funds with similar objectives.

354	American Funds Tax-Exempt Funds

5. Certain investment techniques

Unfunded commitments — American High-Income Municipal Bond Fund has participated in transactions that involve unfunded commitments, which may obligate the fund to purchase new or additional bonds if certain contingencies are met. As of January 31, 2022, the maximum exposure of unfunded bond commitments for American High-Income Municipal Bond Fund was $10,309,000, which would represent .09% of the net assets of the fund should such commitments become due.

Futures contracts — Each fund has entered into futures contracts, which provide for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument for a specified price, date, time and place designated at the time the contract is made. Futures contracts are used to strategically manage the fund’s interest rate sensitivity by increasing or decreasing the duration of the fund or a portion of the fund’s portfolio.

Upon entering into futures contracts, and to maintain the fund’s open positions in futures contracts, each fund is required to deposit with a futures broker, known as a futures commission merchant (“FCM”), in a segregated account in the name of the FCM an amount of cash, U.S. government securities or other liquid securities, known as initial margin. The margin required for a particular futures contract is set by the exchange on which the contract is traded to serve as collateral, and may be significantly modified from time to time by the exchange during the term of the contract.

On a daily basis, each fund pays or receives variation margin based on the increase or decrease in the value of the futures contracts and records variation margin on futures contracts in the statement of assets and liabilities. In addition, each fund segregates liquid assets equivalent to each fund’s outstanding obligations under the contract in excess of the initial margin and variation margin, if any. Futures contracts may involve a risk of loss in excess of the variation margin shown on each fund’s statement of assets and liabilities. Each fund records realized gains or losses at the time the futures contract is closed or expires. Net realized gains or losses and net unrealized appreciation or depreciation from futures contracts are recorded in each fund’s statement of operations.

The following table presents the average month-end notional amount of futures contracts while held for each fund (dollars in thousands):

Fund	Futures contracts
American Funds Short-Term Tax-Exempt Bond Fund	$59,737
Limited Term Tax-Exempt Bond Fund of America	309,222
The Tax-Exempt Bond Fund of America	878,792
American High-Income Municipal Bond Fund	334,328
The Tax-Exempt Fund of California	176,966
American Funds Tax-Exempt Fund of New York	4,064

The following tables identify the location of and fair value amounts on each fund’s statement of assets and liabilities and/or the effect on each fund’s statement of operations resulting from the funds’ use of futures contracts as of, or for the six months ended, January 31, 2022 (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$351	Unrealized depreciation*	$—

		Net realized loss		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(935)	Net unrealized appreciation on futures contracts	$709

See end of tables for footnote.

American Funds Tax-Exempt Funds	355

Limited Term Tax-Exempt Bond Fund of America

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$3,266	Unrealized depreciation*	$—

		Net realized loss		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(3,707)	Net unrealized appreciation on futures contracts	$7,026

The Tax-Exempt Bond Fund of America

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$12,292	Unrealized depreciation*	$—

		Net realized gain		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$1,504	Net unrealized appreciation on futures contracts	$33,731

American High-Income Municipal Bond Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$4,112	Unrealized depreciation*	$134

		Net realized loss		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(3,788)	Net unrealized appreciation on futures contracts	$13,623

The Tax-Exempt Fund of California

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$2,991	Unrealized depreciation*	$261

		Net realized loss		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(150)	Net unrealized appreciation on futures contracts	$5,657

See end of tables for footnote.

356	American Funds Tax-Exempt Funds

American Funds Tax-Exempt Fund of New York

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$63	Unrealized depreciation*	$—

		Net realized loss		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(119)	Net unrealized appreciation on futures contracts	$164

*	Includes cumulative appreciation/depreciation on futures contracts as reported in the applicable table following each fund’s investment portfolio. Only current day’s variation margin is reported within each fund’s statement of assets and liabilities.

Collateral — Each fund participates in a collateral program due to its use of futures contracts that calls for each fund to either receive or pledge highly liquid assets, such as cash or U.S. government securities, as collateral for initial and variation margin by contract. The purpose of the collateral is to cover potential losses that could occur in the event that either party cannot meet its contractual obligation. Non-cash collateral pledged by each fund, if any, is disclosed in each fund’s investment portfolio, and cash collateral pledged by each fund, if any, is held in a segregated account with each fund’s custodian, which is reflected as pledged cash collateral in each fund’s statement of assets and liabilities.

6. Taxation and distributions

Federal income taxation — Each fund complies with the requirements under Subchapter M of the Internal Revenue Code applicable to regulated investment companies and intends to distribute substantially all of its net tax-exempt income and net capital gains each year. Generally, income earned by each fund is exempt from federal income taxes; however, each fund may earn taxable income from certain investments. The funds are not subject to income taxes to the extent such taxable income and net capital gains are distributed. To the extent the funds recognize taxable income, the funds may pay tax on such income in lieu of making distributions; amounts paid are included within federal, state and local taxes on the funds’ statements of operations.

As of and during the period ended January 31, 2022, none of the funds had a liability for any unrecognized tax benefits. Each fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in their respective statements of operations. During the period, none of the funds incurred any significant interest or penalties.

Each fund’s tax returns are generally not subject to examination by federal, state and, if applicable, non-U.S. tax authorities after the expiration of each jurisdiction’s statute of limitations, which is typically three years after the date of filing but can be extended in certain jurisdictions.

Distributions — Distributions determined on a tax basis may differ from net investment income and net realized gains for financial reporting purposes. These differences are due primarily to different treatment for items such as short-term capital gains and losses; capital losses related to sales of certain securities within 30 days of purchase; deferred expenses; cost of investments sold; amortization of premiums and discounts and income on certain investments. The fiscal year in which amounts are distributed may differ from the year in which the net investment income and net realized gains are recorded by the funds for financial reporting purposes.

American Funds Tax-Exempt Funds	357

Additional tax basis disclosures for each fund are as follows (dollars in thousands):

	American Funds Short-Term Tax-Exempt Bond Fund	Limited Term Tax-Exempt Bond Fund of America	The Tax-Exempt Bond Fund of America	American High-Income Municipal Bond Fund	The Tax-Exempt Fund of California	American Funds Tax-Exempt Fund of New York
As of July 31, 2021
Undistributed ordinary income	$3,525	$19,067	$19,379	$28,014	$3,108	$317
Undistributed tax-exempt income	132	915	4,029	2,573	695	78
Undistributed long-term capital gains	—	7,852	76,806	16,595	—	1,891
As of January 31, 2022
Gross unrealized appreciation on investments	6,106	58,788	917,630	484,516	104,841	9,488
Gross unrealized depreciation on investments	(18,271)	(97,097)	(258,271)	(160,083)	(26,763)	(1,437)
Net unrealized (depreciation) appreciation on investments	(12,165)	(38,309)	659,359	324,433	78,078	8,051
Cost of investments	1,871,374	7,516,166	28,158,025	11,252,732	3,105,318	278,416

The tax character of distributions paid or accrued to shareholders was as follows (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

	Six months ended January 31, 2022								Year ended July 31, 2021
Share class	Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued
Class A	$2,348		$2,341		$384		$5,073		$7,208		$2,898		$—		$10,106
Class T	—	*	—	*	—	*	—	*	—	*	—	*	—		—	*
Class F-1	7		14		2		23		49		30		—		79
Class F-2	758		563		92		1,413		2,136		727		—		2,863
Class F-3	342		241		40		623		834		258		—		1,092
Class R-6	685		460		76		1,221		1,681		527		—		2,208
Total	$4,140		$3,619		$594		$8,353		$11,908		$4,440		$—		$16,348

Limited Term Tax-Exempt Bond Fund of America

	Six months ended January 31, 2022								Year ended July 31, 2021
Share class	Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued
Class A	$15,826		$10,831		$10,215		$36,872		$37,994		$11,071		$11,552		$60,617
Class C	3		49		46		98		43		45		47		135
Class T	—	*	—	*	—	*	—	*	—	*	—	*	—	*	—	*
Class F-1	286		194		183		663		944		304		318		1,566
Class F-2	5,989		3,102		2,925		12,016		11,785		2,757		2,877		17,419
Class F-3	5,807		2,478		2,337		10,622		8,480		1,531		1,597		11,608
Class R-6	5,370		2,572		2,425		10,367		10,517		2,229		2,326		15,072
Total	$33,281		$19,226		$18,131		$70,638		$69,763		$17,937		$18,717		$106,417

See end of tables for footnote.

358	American Funds Tax-Exempt Funds

The Tax-Exempt Bond Fund of America

	Six months ended January 31, 2022								Year ended July 31, 2021
Share class	Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued
Class A	$138,500		$14,661		$61,162		$214,323		$280,111		$5,041		$15,518		$300,670
Class C	2,044		355		1,481		3,880		4,912		140		431		5,483
Class T	—	*	—	*	—	*	—	*	—	*	—	*	—	*	—	*
Class F-1	2,394		262		1,092		3,748		5,945		119		367		6,431
Class F-2	58,463		5,720		23,860		88,043		104,621		1,708		5,259		111,588
Class F-3	75,300		7,053		29,421		111,774		150,715		2,168		6,673		159,556
Class R-6	7,399		705		2,942		11,046		12,546		190		584		13,320
Total	$284,100		$28,756		$119,958		$432,814		$558,850		$9,366		$28,832		$597,048

American High-Income Municipal Bond Fund

	Six months ended January 31, 2022								Year ended July 31, 2021
Share class	Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued
Class A	$80,693		$19,062		$26,175		$125,930		$155,386		$—		$7,820		$163,206
Class C	2,047		646		887		3,580		4,549		—		303		4,852
Class T	—	*	—	*	—	*	—	*	—	*	—		—	*	—	*
Class F-1	1,561		367		504		2,432		4,013		—		213		4,226
Class F-2	27,129		5,978		8,208		41,315		45,487		—		2,050		47,537
Class F-3	30,795		6,582		9,037		46,414		46,671		—		2,023		48,694
Class R-6	17,302		3,726		5,117		26,145		29,613		—		1,301		30,914
Total	$159,527		$36,361		$49,928		$245,816		$285,719		$—		$13,710		$299,429

The Tax-Exempt Fund of California

	Six months ended January 31, 2022								Year ended July 31, 2021
Share class	Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued
Class A	$19,981		$1,997		$5,247		$27,225		$41,300		$—		$7,784		$49,084
Class C	315		50		132		497		753		—		227		980
Class T	—	*	—	*	—	*	—	*	—	*	—		—	*	—	*
Class F-1	582		60		158		800		1,423		—		296		1,719
Class F-2	6,934		646		1,698		9,278		13,432		—		2,367		15,799
Class F-3	5,157		463		1,217		6,837		8,817		—		1,411		10,228
Total	$32,969		$3,216		$8,452		$44,637		$65,725		$—		$12,085		$77,810

American Funds Tax-Exempt Fund of New York

	Six months ended January 31, 2022								Year ended July 31, 2021
Share class	Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued		Tax-exempt income		Ordinary income		Long-term capital gains		Total distributions paid or accrued
Class A	$2,084		$226		$1,341		$3,651		$4,786		$—		$79		$4,865
Class C	73		12		73		158		140		—		3		143
Class T	—	*	—	*	—	*	—	*	—	*	—		—	*	—	*
Class F-1	25		2		16		43		64		—		2		66
Class F-2	348		35		208		591		685		—		10		695
Class F-3	449		43		254		746		844		—		11		855
Total	$2,979		$318		$1,892		$5,189		$6,519		$—		$105		$6,624

*	Amount less than one thousand.

American Funds Tax-Exempt Funds	359

7. Fees and transactions with related parties

CRMC, the funds’ investment adviser, is the parent company of American Funds Distributors®, Inc. (“AFD”), the principal underwriter of the funds’ shares, and American Funds Service Company® (“AFS”), the funds’ transfer agent. CRMC, AFD and AFS are considered related parties to each fund.

Investment advisory services — Each fund has an investment advisory and service agreement with CRMC that provides for monthly fees accrued daily. These fees are based on annual rates that generally decrease as net asset levels increase. The agreement for each fund, except American Funds Short-Term Tax-Exempt Bond Fund, also provides for monthly fees accrued daily based on a series of decreasing rates on each fund’s monthly gross income.

The range of rates, net asset levels, gross income levels and annualized ratios of average net assets for each fund are as follows:

	Rates		Net asset level (in billions)		Rates		Monthly gross income		Annualized ratios for the six months ended
Fund	Beginning with	Ending with	Up to	In excess of	Beginning with	Ending with	Up to	In excess of	January 31, 2022
American Funds Short-Term Tax-Exempt Bond Fund	.341%	.261%	$1.5	$1.5					.326%
Limited Term Tax-Exempt Bond Fund of America	.300	.140	.06	6.0	3.00%	2.50%	$3,333,333	$3,333,333	.188
The Tax-Exempt Bond Fund of America	.300	.105	.06	28.0	3.00	2.00	3,333,333	8,333,333	.178
American High-Income Municipal Bond Fund	.300	.135	.06	10.0	3.00	2.50	3,333,333	3,333,333	.240
The Tax-Exempt Fund of California	.300	.160	.06	3.0	3.00	2.50	3,333,333	3,333,333	.259
American Funds Tax-Exempt Fund of New York	.204		all		3.00	2.50	3,333,333	3,333,333	.283

Class-specific fees and expenses — Expenses that are specific to individual share classes are accrued directly to the respective share class of each fund. The principal class-specific fees and expenses are described below:

Distribution services — Each fund has plans of distribution for all share classes, except Class F-2, F-3 and R-6 shares, if applicable. Under the plans, each fund’s board of trustees approves certain categories of expenses that are used to finance activities primarily intended to sell fund shares and service existing accounts. The plans provide for payments based on an annualized percentage of average daily net assets. In some cases, the boards of trustees have limited the amounts that may be paid to less than the maximum allowed by the plans. All share classes with a plan may use the allotted percentage of average daily net assets to pay service fees, or to compensate AFD for paying service fees, to firms that have entered into agreements with AFD to provide certain shareholder services. The remaining amounts available to be paid under each plan are paid to dealers to compensate them for their sales activities.

	American Funds Short-Term Tax-Exempt Bond Fund		Limited Term Tax-Exempt Bond Fund of America		The Tax-Exempt Bond Fund of America
Share class	Currently approved limits	Plan limits	Currently approved limits	Plan limits	Currently approved limits	Plan limits
Class A	0.15%	0.15%	0.30%	0.30%	0.25%	0.25%
Class C	Not applicable	Not applicable	1.00	1.00	1.00	1.00
Classes T and F-1	0.25	0.50	0.25	0.50	0.25	0.50

	American High-Income Municipal Bond Fund		The Tax-Exempt Fund of California		American Funds Tax-Exempt Fund of New York
Share class	Currently approved limits	Plan limits	Currently approved limits	Plan limits	Currently approved limits	Plan limits
Class A	0.30%	0.30%	0.25%	0.25%	0.25%	0.30%
Class C	1.00	1.00	1.00	1.00	1.00	1.00
Classes T and F-1	0.25	0.50	0.25	0.50	0.25	0.50

360	American Funds Tax-Exempt Funds

For Class A shares, distribution-related expenses include the reimbursement of dealer and wholesaler commissions paid by AFD for certain shares sold without a sales charge. This share class of each fund reimburses AFD for amounts billed within the prior 15 months but only to the extent that the overall annual expense limit is not exceeded. As of January 31, 2022, unreimbursed expenses subject to reimbursement for Class A shares of each fund were as follows (dollars in thousands):

Fund	Class A
American Funds Short-Term Tax-Exempt Bond Fund	$2,703
Limited-Term Tax-Exempt Bond Fund of America	4,311
The Tax-Exempt Bond Fund of America	15,218
American High-Income Municipal Bond Fund	1,424
The Tax-Exempt Fund of California	1,627
American Funds Tax-Exempt Fund of New York	175

Transfer agent services — Each fund has a shareholder services agreement with AFS under which each fund compensates AFS for providing transfer agent services to each of the funds’ share classes. These services include recordkeeping, shareholder communications and transaction processing. In addition, each fund reimburses AFS for amounts paid to third parties for performing transfer agent services on behalf of its respective fund shareholders.

Administrative services — Each fund has an administrative services agreement with CRMC under which each fund compensates CRMC for providing administrative services to each of the funds’ share classes. Administrative services are provided by CRMC and its affiliates to help assist third parties providing non-distribution services to fund shareholders. These services include providing in depth information on each fund and market developments that impact each fund’s investments. Administrative services also include, but are not limited to, coordinating, monitoring and overseeing third parties that provide services to each fund’s shareholders. The agreement provides each fund the ability to charge an administrative services fee at the annual rate of 0.05% of the average daily net assets attributable to each share class of each fund. Currently the funds pay an administrative services fee at the annual rate of 0.03% of the average daily net assets attributable to each share class of each fund for CRMC’s provision of administrative services.

For the six months ended January 31, 2022, class-specific expenses under the agreements for each fund were as follows (dollars in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$892	$211		$178
Class T	—	—	*	—	*
Class F-1	9	5		1
Class F-2	Not applicable	108		45
Class F-3	Not applicable	—	*	18
Class R-6	Not applicable	1		35
Total class-specific expenses	$901	$325		$277

Limited Term Tax-Exempt Bond Fund of America

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$6,504	$759		$650
Class C	97	3		3
Class T	—	—	*	—	*
Class F-1	104	51		12
Class F-2	Not applicable	643		187
Class F-3	Not applicable	5		164
Class R-6	Not applicable	4		151
Total class-specific expenses	$6,705	$1,465		$1,167

The Tax-Exempt Bond Fund of America

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$18,513	$2,328		$2,221
Class C	1,825	58		55
Class T	—	—	*	—	*
Class F-1	335	155		40
Class F-2	Not applicable	3,086		858
Class F-3	Not applicable	52		1,051
Class R-6	Not applicable	5		103
Total class-specific expenses	$20,673	$5,684		$4,328

American High-Income Municipal Bond Fund

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$9,085	$1,321		$909
Class C	1,045	46		31
Class T	—	—	*	—	*
Class F-1	148	72		18
Class F-2	Not applicable	981		280
Class F-3	Not applicable	11		307
Class R-6	Not applicable	6		172
Total class-specific expenses	$10,278	$2,437		$1,717

See end of tables for footnote.

American Funds Tax-Exempt Funds	361

The Tax-Exempt Fund of California

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$2,554	$205		$306
Class C	261	5		8
Class T	—	—	*	—	*
Class F-1	78	36		9
Class F-2	Not applicable	312		98
Class F-3	Not applicable	3		70
Total class-specific expenses	$2,893	$561		$491

American Funds Tax-Exempt Fund of New York

Share class	Distribution services	Transfer agent services		Administrative services
Class A	$262	$33		$31
Class C	59	2		2
Class T	—	—	*	—	*
Class F-1	3	1		—	*
Class F-2	Not applicable	17		5
Class F-3	Not applicable	—	*	6
Total class-specific expenses	$324	$53		$44

*	Amount less than one thousand.

Miscellaneous fee reimbursements — CRMC reimbursed a portion of miscellaneous fees and expenses of American Funds Short-Term Tax-Exempt Bond Fund and American Funds Tax-Exempt Fund of New York. Miscellaneous fees and expenses exclude investment advisory services fees and distribution services fees. For the six months ended January 31, 2022, total fees and expenses reimbursed by CRMC were $75,000 and $89,000 for American Funds Short-Term Tax-Exempt Bond Fund and American Funds Tax-Exempt Fund of New York, respectively. CRMC may recoup all or a portion of these reimbursements during the current fiscal year. These reimbursements may be adjusted or discontinued by CRMC, subject to any restrictions in each fund’s prospectus. Fees and expenses in each fund’s statement of operations are presented gross of any reimbursements from CRMC.

Trustees’ deferred compensation — Trustees who are unaffiliated with CRMC may elect to defer the cash payment of part or all of their compensation. These deferred amounts, which remain as liabilities of each fund, are treated as if invested in shares of the funds or other American Funds. These amounts represent general, unsecured liabilities of each fund and vary according to the total returns of the selected funds. Trustees’ compensation in the funds’ statements of operations reflects the current fees (either paid in cash or deferred) and a net increase in the value of the following deferred amounts (dollars in thousands):

Fund	Current fees	Increase in value of deferred amounts		Total trustees’ compensation
American Funds Short-Term Tax-Exempt Bond Fund	$3	$2		$5
Limited Term Tax-Exempt Bond Fund of America	13	7		20
The Tax-Exempt Bond Fund of America	48	51		99
American High-Income Municipal Bond Fund	19	7		26
The Tax-Exempt Fund of California	6	7		13
American Funds Tax-Exempt Fund of New York	1	—	*	1

*	Amount less than one thousand.

Affiliated officers and trustees — Officers and certain trustees of the funds are or may be considered to be affiliated with CRMC, AFD and AFS. No affiliated officers or trustees received any compensation directly from the funds.

Security transactions with related funds — Each fund may purchase securities from, or sell securities to, other CRMC-managed funds (or funds managed by certain affiliates of CRMC) under procedures adopted by each fund’s board of trustees. The funds involved in such transactions are considered related by virtue of having a common investment adviser (or affiliated investment advisers), common trustees and/or common officers. When such transactions occur, each transaction is executed at the current market price of the security and no brokerage commissions or fees are paid in accordance with Rule 17a-7 of the 1940 Act.

The following table presents purchase and sale transactions between each fund and related funds, and the net realized gain or loss from such sales, if any, during the six months ended January 31, 2022 (dollars in thousands):

Fund	Purchases	Sales	Net realized (loss) gain
Limited Term Tax-Exempt Bond Fund of America	$3,433	$1,798	$(5)
The Tax-Exempt Bond Fund of America	6,756	500	(1)
American High-Income Municipal Bond Fund	3,726	6,555	258
The Tax-Exempt Fund of California	141	34,216	2,582

362	American Funds Tax-Exempt Funds

Interfund lending — Pursuant to an exemptive order issued by the SEC, the funds, along with other CRMC-managed funds (or funds managed by certain affiliates of CRMC), may participate in an interfund lending program. The program provides an alternate credit facility that permits the funds to lend or borrow cash for temporary purposes directly to or from one another, subject to the conditions of the exemptive order. None of the funds lent or borrowed cash during the six months ended January 31, 2022.

8. Committed line of credit

American High-Income Municipal Bond Fund participates with other funds managed by CRMC (or funds managed by certain affiliates of CRMC) in a $1.5 billion credit facility (the “line of credit”) to be utilized for temporary purposes to support shareholder redemptions. The fund has agreed to pay commitment fees on its pro-rata portion of the line of credit, which are reflected in other expenses in the fund’s statement of operations. The fund did not borrow on this line of credit at any time during the six months ended January 31, 2022.

9. Indemnifications

Each fund’s organizational documents provide board members and officers with indemnification against certain liabilities or expenses in connection with the performance of their duties to the fund. In the normal course of business, each fund may also enter into contracts that provide general indemnifications. Each fund’s maximum exposure under these arrangements is unknown since it is dependent on future claims that may be made against the fund. The risk of material loss from such claims is considered remote. Insurance policies are also available to each fund’s board members and officers.

10. Capital share transactions

Capital share transactions in the funds were as follows (dollars and shares in thousands):

American Funds Short-Term Tax-Exempt Bond Fund

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Six months ended January 31, 2022

Class A	$241,210	23,492	$5,012	489	$(192,690)	(18,767)	$53,532	5,214
Class T	—	—	—	—	—	—	—	—
Class F-1	568	55	23	2	(2,761)	(269)	(2,170)	(212)
Class F-2	90,768	8,849	1,364	133	(67,024)	(6,527)	25,108	2,455
Class F-3	47,696	4,643	619	61	(30,437)	(2,965)	17,878	1,739
Class R-6	15,833	1,538	1,220	119	(15,143)	(1,478)	1,910	179
Total net increase (decrease)	$396,075	38,577	$8,238	804	$(308,055)	(30,006)	$96,258	9,375

Year ended July 31, 2021

Class A	$522,751	50,548	$9,969	964	$(306,117)	(29,612)	$226,603	21,900
Class T	—	—	—	—	—	—	—	—
Class F-1	4,519	437	77	8	(4,460)	(432)	136	13
Class F-2	167,067	16,150	2,732	264	(97,137)	(9,398)	72,662	7,016
Class F-3	93,938	9,079	1,087	105	(61,994)	(5,999)	33,031	3,185
Class R-6	73,040	7,061	2,208	214	(7,358)	(712)	67,890	6,563
Total net increase (decrease)	$861,315	83,275	$16,073	1,555	$(477,066)	(46,153)	$400,322	38,677

See end of tables for footnote.

American Funds Tax-Exempt Funds	363

Limited Term Tax-Exempt Bond Fund of America

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Six months ended January 31, 2022

Class A	$496,787	30,912	$36,064	2,253	$(447,535)	(27,879)	$85,316	5,286
Class C	4,236	263	98	6	(3,479)	(217)	855	52
Class T	—	—	—	—	—	—	—	—
Class F-1	11,485	712	656	41	(23,237)	(1,447)	(11,096)	(694)
Class F-2	281,830	17,526	11,381	711	(253,052)	(15,790)	40,159	2,447
Class F-3	323,667	20,149	10,518	657	(376,730)	(23,449)	(42,545)	(2,643)
Class R-6	102,199	6,352	10,366	648	(33,222)	(2,076)	79,343	4,924
Total net increase (decrease)	$1,220,204	75,914	$69,083	4,316	$(1,137,255)	(70,858)	$152,032	9,372

Year ended July 31, 2021

Class A	$1,316,355	81,272	$59,202	3,657	$(639,648)	(39,511)	$735,909	45,418
Class C	9,972	616	134	8	(7,828)	(483)	2,278	141
Class T	—	—	—	—	—	—	—	—
Class F-1	59,971	3,701	1,523	94	(71,952)	(4,444)	(10,458)	(649)
Class F-2	678,297	41,894	16,357	1,010	(286,987)	(17,730)	407,667	25,174
Class F-3	762,854	47,179	11,431	706	(156,385)	(9,667)	617,900	38,218
Class R-6	273,226	16,872	15,072	932	(18,889)	(1,168)	269,409	16,636
Total net increase (decrease)	$3,100,675	191,534	$103,719	6,407	$(1,181,689)	(73,003)	$2,022,705	124,938

The Tax-Exempt Bond Fund of America

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Six months ended January 31, 2022

Class A	$1,255,500	92,258	$207,264	15,303	$(860,786)	(63,394)	$601,978	44,167
Class C	27,769	2,041	3,808	281	(37,932)	(2,791)	(6,355)	(469)
Class T	—	—	—	—	—	—	—	—
Class F-1	29,471	2,169	3,646	269	(32,109)	(2,366)	1,008	72
Class F-2	992,333	73,003	84,093	6,209	(568,617)	(41,951)	507,809	37,261
Class F-3	1,063,347	78,236	109,615	8,095	(515,142)	(37,986)	657,820	48,345
Class R-6	97,007	7,128	11,046	816	—	—	108,053	7,944
Total net increase (decrease)	$3,465,427	254,835	$419,472	30,973	$(2,014,586)	(148,488)	$1,870,313	137,320

Year ended July 31, 2021

Class A	$2,854,731	209,896	$288,312	21,218	$(1,452,817)	(106,831)	$1,690,226	124,283
Class C	80,639	5,931	5,359	394	(99,296)	(7,303)	(13,298)	(978)
Class T	—	—	—	—	—	—	—	—
Class F-1	58,284	4,283	6,111	450	(112,632)	(8,273)	(48,237)	(3,540)
Class F-2	2,214,965	162,973	106,621	7,844	(756,386)	(55,606)	1,565,200	115,211
Class F-3	2,260,304	166,110	156,374	11,515	(3,751,452)	(277,206)	(1,334,774)	(99,581)
Class R-6	142,452	10,453	13,321	980	—	—	155,773	11,433
Total net increase (decrease)	$7,611,375	559,646	$576,098	42,401	$(6,172,583)	(455,219)	$2,014,890	146,828

See end of tables for footnote.

364	American Funds Tax-Exempt Funds

American High-Income Municipal Bond Fund

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Six months ended January 31, 2022

Class A	$640,957	37,755	$121,804	7,218	$(334,979)	(19,784)	$427,782	25,189
Class C	22,290	1,312	3,497	207	(24,182)	(1,425)	1,605	94
Class T	—	—	—	—	—	—	—	—
Class F-1	15,552	916	2,400	142	(25,370)	(1,494)	(7,418)	(436)
Class F-2	396,115	23,356	38,129	2,260	(227,060)	(13,414)	207,184	12,202
Class F-3	394,944	23,278	44,942	2,663	(153,204)	(9,049)	286,682	16,892
Class R-6	156,053	9,190	26,146	1,550	(116)	(7)	182,083	10,733
Total net increase (decrease)	$1,625,911	95,807	$236,918	14,040	$(764,911)	(45,173)	$1,097,918	64,674

Year ended July 31, 2021

Class A	$1,128,488	67,594	$156,721	9,429	$(603,881)	(36,340)	$681,328	40,683
Class C	40,427	2,416	4,694	283	(51,906)	(3,122)	(6,785)	(423)
Class T	—	—	—	—	—	—	—	—
Class F-1	28,291	1,690	4,073	246	(62,136)	(3,722)	(29,772)	(1,786)
Class F-2	725,246	43,509	43,171	2,593	(269,583)	(16,266)	498,834	29,836
Class F-3	898,367	53,981	47,235	2,835	(208,978)	(12,630)	736,624	44,186
Class R-6	186,242	11,121	30,916	1,858	—	—	217,158	12,979
Total net increase (decrease)	$3,007,061	180,311	$286,810	17,244	$(1,196,484)	(72,080)	$2,097,387	125,475

The Tax-Exempt Fund of California

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Six months ended January 31, 2022

Class A	$124,602	6,790	$25,261	1,384	$(130,684)	(7,145)	$19,179	1,029
Class C	2,830	154	488	27	(5,844)	(319)	(2,526)	(138)
Class T	—	—	—	—	—	—	—	—
Class F-1	2,888	157	784	43	(5,721)	(312)	(2,049)	(112)
Class F-2	80,862	4,414	8,427	462	(65,741)	(3,603)	23,548	1,273
Class F-3	59,673	3,253	6,808	373	(30,558)	(1,675)	35,923	1,951
Total net increase (decrease)	$270,855	14,768	$41,768	2,289	$(238,548)	(13,054)	$74,075	4,003

Year ended July 31, 2021

Class A	$262,249	14,306	$45,537	2,487	$(242,627)	(13,246)	$65,159	3,547
Class C	8,400	458	964	53	(16,484)	(901)	(7,120)	(390)
Class T	—	—	—	—	—	—	—	—
Class F-1	11,214	614	1,635	89	(21,531)	(1,174)	(8,682)	(471)
Class F-2	195,360	10,661	14,121	771	(130,573)	(7,130)	78,908	4,302
Class F-3	139,166	7,594	10,183	556	(35,884)	(1,955)	113,465	6,195
Total net increase (decrease)	$616,389	33,633	$72,440	3,956	$(447,099)	(24,406)	$241,730	13,183

See end of tables for footnote.

American Funds Tax-Exempt Funds	365

American Funds Tax-Exempt Fund of New York

	Sales*		Reinvestments of distributions		Repurchases*		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Six months ended January 31, 2022

Class A	$17,591	1,562	$3,533	315	$(12,935)	(1,149)	$8,189	728
Class C	2,018	178	150	14	(2,059)	(184)	109	8
Class T	—	—	—	—	—	—	—	—
Class F-1	1,219	108	35	3	(1,380)	(122)	(126)	(11)
Class F-2	4,550	405	591	53	(2,828)	(254)	2,313	204
Class F-3	7,868	698	746	66	(5,323)	(472)	3,291	292
Total net increase (decrease)	$33,246	2,951	$5,055	451	$(24,525)	(2,181)	$13,776	1,221

Year ended July 31, 2021

Class A	$29,768	2,656	$4,090	366	$(52,280)	(4,647)	$(18,422)	(1,625)
Class C	3,060	271	131	11	(2,332)	(209)	859	73
Class T	—	—	—	—	—	—	—	—
Class F-1	5,538	496	54	5	(5,471)	(485)	121	16
Class F-2	8,417	753	689	61	(6,170)	(552)	2,936	262
Class F-3	10,069	899	855	77	(6,242)	(559)	4,682	417
Total net increase (decrease)	$56,852	5,075	$5,819	520	$(72,495)	(6,452)	$(9,824)	(857)

*	Includes exchanges between share classes of the fund.

11. Investment transactions

Each fund made purchases and sales of investment securities, excluding short-term securities and U.S. government obligations, if any, during the six months ended January 31, 2022, as follows (dollars in thousands):

Fund	Purchases	Sales
American Funds Short-Term Tax-Exempt Bond Fund	$433,193	$351,838
Limited Term Tax-Exempt Bond Fund of America	1,446,622	1,447,529
The Tax-Exempt Bond Fund of America	4,646,193	2,566,356
American High-Income Municipal Bond Fund	2,692,368	1,666,716
The Tax-Exempt Fund of California	438,057	312,678
American Funds Tax-Exempt Fund of New York	30,901	25,481

12. Ownership concentration

At January 31, 2022, American Funds Tax-Exempt Preservation Portfolio held 12% of the outstanding shares of American Funds Short-Term Tax-Exempt Bond Fund. In addition, American Funds Tax-Aware Conservative Growth and Income Portfolio held 10% of the outstanding shares of American High-Income Municipal Bond Fund. CRMC is the investment adviser to all four funds.

366	American Funds Tax-Exempt Funds

Financial highlights

American Funds Short-Term Tax-Exempt Bond Fund

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)		Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class A:
1/31/2022[4,5]	$10.33	$.02	$(.20)	$(.18)	$(.02)	$(.02)	$(.04)	$10.11	(1.71)%[6]		$1,189		.57%[7]		.56%[7]		.40%[7]
7/31/2021	10.37	.07	(.01)	.06	(.07)	(.03)	(.10)	10.33	.56		1,161		.57		.57		.68
7/31/2020	10.19	.13	.18	.31	(.13)	—	(.13)	10.37	3.07		938		.58		.58		1.27
7/31/2019	10.04	.16	.15	.31	(.16)	—	(.16)	10.19	3.09		767		.59		.59		1.56
7/31/2018	10.15	.13	(.11)	.02	(.13)	—	(.13)	10.04	.24		752		.58		.58		1.33
7/31/2017	10.22	.12	(.07)	.05	(.12)	—	(.12)	10.15	.46		739		.59		.59		1.15
Class T:
1/31/2022[4,5]	10.33	.03	(.20)	(.17)	(.03)	(.02)	(.05)	10.11	(1.63)[6,8]		—	[9]	.42	[7,8]	.41	[7,8]	.55	[7,8]
7/31/2021	10.37	.09	(.01)	.08	(.09)	(.03)	(.12)	10.33	.72	[8]	—	[9]	.42	[8]	.42	[8]	.84	[8]
7/31/2020	10.19	.15	.18	.33	(.15)	—	(.15)	10.37	3.22	[8]	—	[9]	.43	[8]	.42	[8]	1.43	[8]
7/31/2019	10.04	.17	.15	.32	(.17)	—	(.17)	10.19	3.20	[8]	—	[9]	.47	[8]	.47	[8]	1.67	[8]
7/31/2018	10.15	.15	(.11)	.04	(.15)	—	(.15)	10.04	.36	[8]	—	[9]	.47	[8]	.47	[8]	1.44	[8]
7/31/2017[4,10]	10.11	.04	.04	.08	(.04)	—	(.04)	10.15	.82	[6,8]	—	[9]	.15	[6,8]	.15	[6,8]	.42	[6,8]
Class F-1:
1/31/2022[4,5]	10.33	.01	(.20)	(.19)	(.01)	(.02)	(.03)	10.11	(1.81)[6]		6		.76	[7]	.75	[7]	.21	[7]
7/31/2021	10.37	.05	(.01)	.04	(.05)	(.03)	(.08)	10.33	.37		9		.76		.76		.51
7/31/2020	10.19	.11	.18	.29	(.11)	—	(.11)	10.37	2.87		9		.77		.76		1.08
7/31/2019	10.04	.13	.15	.28	(.13)	—	(.13)	10.19	2.85		7		.81		.81		1.34
7/31/2018	10.15	.11	(.11)	— [11]	(.11)	—	(.11)	10.04	.02		7		.80		.80		1.10
7/31/2017	10.22	.09	(.07)	.02	(.09)	—	(.09)	10.15	.23		9		.82		.82		.92
Class F-2:
1/31/2022[4,5]	10.33	.03	(.20)	(.17)	(.03)	(.02)	(.05)	10.11	(1.65)[6]		309		.46	[7]	.45	[7]	.51	[7]
7/31/2021	10.37	.08	(.01)	.07	(.08)	(.03)	(.11)	10.33	.68		290		.45		.45		.80
7/31/2020	10.19	.14	.18	.32	(.14)	—	(.14)	10.37	3.19		218		.46		.45		1.40
7/31/2019	10.04	.17	.15	.32	(.17)	—	(.17)	10.19	3.17		182		.49		.49		1.67
7/31/2018	10.15	.14	(.11)	.03	(.14)	—	(.14)	10.04	.28		52		.54		.54		1.37
7/31/2017	10.22	.12	(.07)	.05	(.12)	—	(.12)	10.15	.49		47		.57		.57		1.17

See end of tables for footnotes.

American Funds Tax-Exempt Funds	367

Financial highlights (continued)

American Funds Short-Term Tax-Exempt Bond Fund (continued)

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)	Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class F-3:
1/31/2022[4,5]	$10.33	$.03	$(.20)	$(.17)	$(.03)	$(.02)	$(.05)	$10.11	(1.62)%[6]		$122	.38%[7]		.38%[7]		.58%[7]
7/31/2021	10.37	.09	(.01)	.08	(.09)	(.03)	(.12)	10.33	.75		107	.39		.38		.86
7/31/2020	10.19	.15	.18	.33	(.15)	—	(.15)	10.37	3.25		74	.40		.39		1.44
7/31/2019	10.04	.17	.15	.32	(.17)	—	(.17)	10.19	3.23		52	.44		.44		1.71
7/31/2018	10.15	.15	(.11)	.04	(.15)	—	(.15)	10.04	.38		45	.44		.44		1.45
7/31/2017[4,12]	10.07	.07	.08	.15	(.07)	—	(.07)	10.15	1.49	[6]	77	.47	[7]	.47	[7]	1.35	[7]
Class R-6:
1/31/2022[4,5]	10.33	.03	(.20)	(.17)	(.03)	(.02)	(.05)	10.11	(1.62)[6]		227	.38	[7]	.38	[7]	.58	[7]
7/31/2021	10.37	.09	(.01)	.08	(.09)	(.03)	(.12)	10.33	.75		229	.39		.38		.86
7/31/2020	10.19	.15	.18	.33	(.15)	—	(.15)	10.37	3.26		162	.39		.39		1.46
7/31/2019	10.04	.17	.15	.32	(.17)	—	(.17)	10.19	3.24		132	.43		.43		1.71
7/31/2018	10.15	.15	(.11)	.04	(.15)	—	(.15)	10.04	.38		122	.44		.44		1.48
7/31/2017[4,13]	10.09	.05	.06	.11	(.05)	—	(.05)	10.15	1.20	[6]	127	.17	[6]	.17	[6]	.51	[6]

	Six months ended January 31,	Year ended July 31,
	2022[4,5,6]	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	24%	49%	65%	50%	34%	26%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	This column reflects the impact, if any, of certain reimbursements from CRMC. During some of the periods shown, CRMC reimbursed a portion of miscellaneous fees and expenses.
[4]	Based on operations for a period that is less than a full year.
[5]	Unaudited.
[6]	Not annualized.
[7]	Annualized.
[8]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[9]	Amount less than $1 million.
[10]	Class T shares began investment operations on April 7, 2017.
[11]	Amount less than $.01.
[12]	Class F-3 shares began investment operations on January 27, 2017.
[13]	Class R-6 shares began investment operations on March 17, 2017.

See notes to financial statements.

368	American Funds Tax-Exempt Funds

Financial highlights (continued)

Limited Term Tax-Exempt Bond Fund of America

		(Loss) income from investment operations[1]				Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income		Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]	Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
1/31/2022[3,4]	$16.22	$.06		$(.45)	$(.39)	$(.06)	$(.08)	$(.14)	$15.69	(2.43)%[5]	$4,216		.57%[6]		.73%[6]
7/31/2021	16.23	.16		.08	.24	(.16)	(.09)	(.25)	16.22	1.50	4,273		.58		.98
7/31/2020	15.93	.25		.36	.61	(.26)	(.05)	(.31)	16.23	3.88	3,539		.60		1.58
7/31/2019	15.52	.31		.41	.72	(.31)	—	(.31)	15.93	4.71	3,060		.59		2.00
7/31/2018	15.77	.31		(.25)	.06	(.31)	—	(.31)	15.52	.40	3,057		.59		2.00
7/31/2017	16.04	.32		(.27)	.05	(.32)	—	(.32)	15.77	.34	3,038		.59		2.04
Class C:
1/31/2022[3,4]	16.22	—	[7]	(.45)	(.45)	— [7]	(.08)	(.08)	15.69	(2.78)[5]	19		1.27	[6]	.03	[6]
7/31/2021	16.23	.04		.08	.12	(.04)	(.09)	(.13)	16.22	.78	18		1.28		.28
7/31/2020	15.93	.13		.36	.49	(.14)	(.05)	(.19)	16.23	3.16	16		1.30		.89
7/31/2019	15.52	.20		.41	.61	(.20)	—	(.20)	15.93	3.94	18		1.33		1.27
7/31/2018	15.77	.20		(.25)	(.05)	(.20)	—	(.20)	15.52	(.34)	20		1.34		1.26
7/31/2017	16.04	.20		(.27)	(.07)	(.20)	—	(.20)	15.77	(.40)	25		1.33		1.30
Class T:
1/31/2022[3,4]	16.22	.08		(.45)	(.37)	(.08)	(.08)	(.16)	15.69	(2.29)[5,8]	—	[9]	.26	[6,8]	1.02	[6,8]
7/31/2021	16.23	.21		.08	.29	(.21)	(.09)	(.30)	16.22	1.80 [8]	—	[9]	.28	[8]	1.29	[8]
7/31/2020	15.93	.29		.36	.65	(.30)	(.05)	(.35)	16.23	4.18 [8]	—	[9]	.30	[8]	1.89	[8]
7/31/2019	15.52	.35		.41	.76	(.35)	—	(.35)	15.93	4.99 [8]	—	[9]	.33	[8]	2.27	[8]
7/31/2018	15.77	.36		(.25)	.11	(.36)	—	(.36)	15.52	.68 [8]	—	[9]	.33	[8]	2.26	[8]
7/31/2017[3,10]	15.68	.12		.09	.21	(.12)	—	(.12)	15.77	1.32 [5,8]	—	[9]	.10	[5,8]	.74	[5,8]
Class F-1:
1/31/2022[3,4]	16.22	.06		(.45)	(.39)	(.06)	(.08)	(.14)	15.69	(2.45)[5]	73		.61	[6]	.69	6
7/31/2021	16.23	.15		.08	.23	(.15)	(.09)	(.24)	16.22	1.46	86		.61		.97
7/31/2020	15.93	.24		.36	.60	(.25)	(.05)	(.30)	16.23	3.85	97		.62		1.54
7/31/2019	15.52	.30		.41	.71	(.30)	—	(.30)	15.93	4.63	60		.67		1.93
7/31/2018	15.77	.30		(.25)	.05	(.30)	—	(.30)	15.52	.33	64		.66		1.93
7/31/2017	16.04	.31		(.27)	.04	(.31)	—	(.31)	15.77	.26	83		.67		1.96

See end of tables for footnotes.

American Funds Tax-Exempt Funds	369

Financial highlights (continued)

Limited Term Tax-Exempt Bond Fund of America (continued)

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]	Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
1/31/2022[3,4]	$16.22	$.08	$(.45)	$(.37)	$(.08)	$(.08)	$(.16)	$15.69	(2.32)%[5]	$1,185	.34%[6]		.96%[6]
7/31/2021	16.23	.20	.08	.28	(.20)	(.09)	(.29)	16.22	1.74	1,185	.34		1.21
7/31/2020	15.93	.28	.36	.64	(.29)	(.05)	(.34)	16.23	4.12	777	.36		1.81
7/31/2019	15.52	.34	.41	.75	(.34)	—	(.34)	15.93	4.91	500	.39		2.20
7/31/2018	15.77	.34	(.25)	.09	(.34)	—	(.34)	15.52	.58	353	.41		2.18
7/31/2017	16.04	.35	(.27)	.08	(.35)	—	(.35)	15.77	.51	309	.42		2.22
Class F-3:
1/31/2022[3,4]	16.22	.09	(.45)	(.36)	(.09)	(.08)	(.17)	15.69	(2.27)[5]	966	.23	[6]	1.06	[6]
7/31/2021	16.23	.21	.08	.29	(.21)	(.09)	(.30)	16.22	1.84	1,042	.24		1.27
7/31/2020	15.93	.30	.36	.66	(.31)	(.05)	(.36)	16.23	4.23	422	.26		1.91
7/31/2019	15.52	.36	.41	.77	(.36)	—	(.36)	15.93	5.02	308	.30		2.29
7/31/2018	15.77	.36	(.25)	.11	(.36)	—	(.36)	15.52	.70	187	.30		2.29
7/31/2017[3,11]	15.59	.19	.18	.37	(.19)	—	(.19)	15.77	2.37 [5]	112	.30	[6]	2.36	[6]
Class R-6:
1/31/2022[3,4]	16.22	.09	(.45)	(.36)	(.09)	(.08)	(.17)	15.69	(2.27)[5]	1,007	.23	[6]	1.06	[6]
7/31/2021	16.23	.21	.08	.29	(.21)	(.09)	(.30)	16.22	1.84	961	.24		1.31
7/31/2020	15.93	.30	.36	.66	(.31)	(.05)	(.36)	16.23	4.23	692	.26		1.88
7/31/2019	15.52	.36	.41	.77	(.36)	—	(.36)	15.93	5.02	307	.29		2.30
7/31/2018	15.77	.36	(.25)	.11	(.36)	—	(.36)	15.52	.70	284	.30		2.29
7/31/2017	16.04	.37	(.27)	.10	(.37)	—	(.37)	15.77	.63	296	.30		2.33

	Six months ended January 31,	Year ended July 31,
	2022[3,4,5]	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	23%	43%	56%	42%	28%	27%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	Based on operations for a period that is less than a full year.
[4]	Unaudited.
[5]	Not annualized.
[6]	Annualized.
[7]	Amount less than $.01.
[8]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[9]	Amount less than $1 million.
[10]	Class T shares began investment operations on April 7, 2017.
[11]	Class F-3 shares began investment operations on January 27, 2017.

See notes to financial statements.

370	American Funds Tax-Exempt Funds

Financial highlights (continued)

The Tax-Exempt Bond Fund of America

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]	Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
1/31/2022[3,4]	$13.78	$.13	$(.51)	$(.38)	$(.13)	$(.07)	$(.20)	$13.20	(2.81)%[5]	$14,537		.50%[6]		1.88%[6]
7/31/2021	13.54	.28	.26	.54	(.28)	(.02)	(.30)	13.78	4.06	14,558		.51		2.07
7/31/2020	13.29	.33	.25	.58	(.33)	—	(.33)	13.54	4.40	12,623		.52		2.46
7/31/2019	12.81	.37	.47	.84	(.36)	—	(.36)	13.29	6.71	10,868		.52		2.84
7/31/2018	12.98	.38	(.17)	.21	(.38)	—	(.38)	12.81	1.60	10,102		.53		2.91
7/31/2017	13.40	.40	(.42)	(.02)	(.40)	—	(.40)	12.98	(.09)	9,692		.53		3.12
Class C:
1/31/2022[3,4]	13.78	.08	(.51)	(.43)	(.08)	(.07)	(.15)	13.20	(3.17)[5]	348		1.25	[6]	1.13	[6]
7/31/2021	13.54	.18	.26	.44	(.18)	(.02)	(.20)	13.78	3.28	370		1.26		1.33
7/31/2020	13.29	.23	.25	.48	(.23)	—	(.23)	13.54	3.64	376		1.26		1.73
7/31/2019	12.81	.27	.47	.74	(.26)	—	(.26)	13.29	5.88	407		1.31		2.06
7/31/2018	12.98	.27	(.17)	.10	(.27)	—	(.27)	12.81	.80	432		1.32		2.12
7/31/2017	13.40	.30	(.42)	(.12)	(.30)	—	(.30)	12.98	(.88)	474		1.32		2.33
Class T:
1/31/2022[3,4]	13.78	.14	(.51)	(.37)	(.14)	(.07)	(.21)	13.20	(2.68)[5,7]	—	[8]	.25	[6,7]	2.12	[6,7]
7/31/2021	13.54	.32	.26	.58	(.32)	(.02)	(.34)	13.78	4.32 [7]	—	[8]	.26	[7]	2.31	[7]
7/31/2020	13.29	.36	.25	.61	(.36)	—	(.36)	13.54	4.65 [7]	—	[8]	.27	[7]	2.70	[7]
7/31/2019	12.81	.40	.47	.87	(.39)	—	(.39)	13.29	6.93 [7]	—	[8]	.32	[7]	3.05	[7]
7/31/2018	12.98	.40	(.17)	.23	(.40)	—	(.40)	12.81	1.83 [7]	—	[8]	.32	[7]	3.12	[7]
7/31/2017[3,9]	12.85	.14	.13	.27	(.14)	—	(.14)	12.98	2.07 [5,7]	—	[8]	.10	[5,7]	1.06	[5,7]
Class F-1:
1/31/2022[3,4]	13.78	.12	(.51)	(.39)	(.12)	(.07)	(.19)	13.20	(2.85)[5]	260		.58	[6]	1.80	[6]
7/31/2021	13.54	.27	.26	.53	(.27)	(.02)	(.29)	13.78	3.97	270		.59		2.00
7/31/2020	13.29	.32	.25	.57	(.32)	—	(.32)	13.54	4.31	313		.60		2.39
7/31/2019	12.81	.36	.47	.83	(.35)	—	(.35)	13.29	6.58	338		.64		2.72
7/31/2018	12.98	.36	(.17)	.19	(.36)	—	(.36)	12.81	1.48	370		.65		2.80
7/31/2017	13.40	.39	(.43)	(.04)	(.38)	—	(.38)	12.98	(.22)	461		.66		2.99

See end of tables for footnotes.

American Funds Tax-Exempt Funds	371

Financial highlights (continued)

The Tax-Exempt Bond Fund of America (continued)

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]	Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
1/31/2022[3,4]	$13.78	$.14	$(.51)	$(.37)	$(.14)	$(.07)	$(.21)	$13.20	(2.72)%[5]	$5,733	.32%[6]		2.05%[6]
7/31/2021	13.54	.31	.26	.57	(.31)	(.02)	(.33)	13.78	4.24	5,469	.33		2.24
7/31/2020	13.29	.35	.25	.60	(.35)	—	(.35)	13.54	4.59	3,814	.34		2.63
7/31/2019	12.81	.39	.47	.86	(.38)	—	(.38)	13.29	6.86	2,778	.38		2.98
7/31/2018	12.98	.39	(.17)	.22	(.39)	—	(.39)	12.81	1.74	2,177	.39		3.05
7/31/2017	13.40	.42	(.42)	— [10]	(.42)	—	(.42)	12.98	.03	1,909	.41		3.24
Class F-3:
1/31/2022[3,4]	13.78	.15	(.51)	(.36)	(.15)	(.07)	(.22)	13.20	(2.67)[5]	7,078	.22	[6]	2.16	[6]
7/31/2021	13.54	.32	.26	.58	(.32)	(.02)	(.34)	13.78	4.35	6,718	.23		2.36
7/31/2020	13.29	.36	.25	.61	(.36)	—	(.36)	13.54	4.70	7,950	.24		2.74
7/31/2019	12.81	.41	.47	.88	(.40)	—	(.40)	13.29	6.97	6,570	.27		3.09
7/31/2018	12.98	.41	(.17)	.24	(.41)	—	(.41)	12.81	1.84	5,397	.28		3.11
7/31/2017[3,11]	12.75	.22	.23	.45	(.22)	—	(.22)	12.98	3.54 [5]	1,555	.29	[6]	3.34	[6]
Class R-6:
1/31/2022[3,4]	13.78	.15	(.51)	(.36)	(.15)	(.07)	(.22)	13.20	(2.67)[5]	717	.22	[6]	2.16	[6]
7/31/2021	13.54	.32	.26	.58	(.32)	(.02)	(.34)	13.78	4.35	638	.23		2.35
7/31/2020	13.29	.36	.25	.61	(.36)	—	(.36)	13.54	4.70	473	.24		2.76
7/31/2019	12.81	.41	.47	.88	(.40)	—	(.40)	13.29	6.97	685	.27		3.09
7/31/2018	12.98	.41	(.17)	.24	(.41)	—	(.41)	12.81	1.85	550	.28		3.15
7/31/2017	13.40	.44	(.43)	.01	(.43)	—	(.43)	12.98	.15	380	.29		3.36

	Six months ended January 31,	Year ended July 31,
	2022[3,4,5]	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	10%	21%	24%	20%	17%	20%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	Based on operations for a period that is less than a full year.
[4]	Unaudited.
[5]	Not annualized.
[6]	Annualized.
[7]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[8]	Amount less than $1 million.
[9]	Class T shares began investment operations on April 7, 2017.
[10]	Amount less than $.01.
[11]	Class F-3 shares began investment operations on January 27, 2017.

See notes to financial statements.

372	American Funds Tax-Exempt Funds

Financial highlights (continued)

American High-Income Municipal Bond Fund

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]		Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
1/31/2022[3,4]	$17.20	$.23	$(.65)	$(.42)	$(.23)	$(.13)	$(.36)	$16.42	(2.46)%[5]		$6,023		.63%[6]		2.71%[6]
7/31/2021	16.20	.48	1.04	1.52	(.49)	(.03)	(.52)	17.20	9.52		5,875		.65		2.91
7/31/2020	16.33	.59	(.17)	.42	(.54)	(.01)	(.55)	16.20	2.68		4,871		.68		3.63
7/31/2019	15.78	.58	.54	1.12	(.57)	—	(.57)	16.33	7.28		4,637		.68		3.67
7/31/2018	15.73	.59	.04	.63	(.58)	—	(.58)	15.78	4.05		4,062		.69		3.72
7/31/2017	16.21	.60	(.49)	.11	(.59)	—	(.59)	15.73	.76		3,645		.67		3.86
Class C:
1/31/2022[3,4]	17.20	.17	(.65)	(.48)	(.17)	(.13)	(.30)	16.42	(2.81)[5]		201		1.33	[6]	2.01	[6]
7/31/2021	16.20	.36	1.04	1.40	(.37)	(.03)	(.40)	17.20	8.76		209		1.35		2.22
7/31/2020	16.33	.48	(.17)	.31	(.43)	(.01)	(.44)	16.20	1.97		203		1.38		2.93
7/31/2019	15.78	.47	.54	1.01	(.46)	—	(.46)	16.33	6.49		238		1.41		2.94
7/31/2018	15.73	.47	.04	.51	(.46)	—	(.46)	15.78	3.29		227		1.43		2.97
7/31/2017	16.21	.48	(.49)	(.01)	(.47)	—	(.47)	15.73	—		229		1.43		3.10
Class T:
1/31/2022[3,4]	17.20	.25	(.65)	(.40)	(.25)	(.13)	(.38)	16.42	(2.31)[5,7]		—	[8]	.32	[6,7]	3.02	[6,7]
7/31/2021	16.20	.53	1.04	1.57	(.54)	(.03)	(.57)	17.20	9.84	[7]	—	[8]	.35	[7]	3.21	[7]
7/31/2020	16.33	.64	(.17)	.47	(.59)	(.01)	(.60)	16.20	2.99	[7]	—	[8]	.38	[7]	3.92	[7]
7/31/2019	15.78	.62	.54	1.16	(.61)	—	(.61)	16.33	7.55	[7]	—	[8]	.42	[7]	3.93	[7]
7/31/2018	15.73	.63	.04	.67	(.62)	—	(.62)	15.78	4.34	[7]	—	[8]	.43	[7]	3.98	[7]
7/31/2017[3,9]	15.50	.20	.23	.43	(.20)	—	(.20)	15.73	2.77	[5,7]	—	[8]	.12	[5,7]	1.28	[5,7]
Class F-1:
1/31/2022[3,4]	17.20	.23	(.65)	(.42)	(.23)	(.13)	(.36)	16.42	(2.47)[5]		112		.66	[6]	2.68	[6]
7/31/2021	16.20	.48	1.04	1.52	(.49)	(.03)	(.52)	17.20	9.50		125		.68		2.90
7/31/2020	16.33	.59	(.17)	.42	(.54)	(.01)	(.55)	16.20	2.66		146		.70		3.60
7/31/2019	15.78	.57	.54	1.11	(.56)	—	(.56)	16.33	7.21		180		.74		3.61
7/31/2018	15.73	.58	.04	.62	(.57)	—	(.57)	15.78	3.99		208		.75		3.65
7/31/2017	16.21	.59	(.49)	.10	(.58)	—	(.58)	15.73	.68		234		.75		3.77

See end of tables for footnotes.

American Funds Tax-Exempt Funds	373

Financial highlights (continued)

American High-Income Municipal Bond Fund (continued)

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]	Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
1/31/2022[3,4]	$17.20	$.25	$(.65)	$(.40)	$(.25)	$(.13)	$(.38)	$16.42	(2.35)%[5]	$1,893	.39%[6]		2.95%[6]
7/31/2021	16.20	.52	1.04	1.56	(.53)	(.03)	(.56)	17.20	9.78	1,773	.41		3.13
7/31/2020	16.33	.63	(.17)	.46	(.58)	(.01)	(.59)	16.20	2.93	1,186	.44		3.86
7/31/2019	15.78	.61	.54	1.15	(.60)	—	(.60)	16.33	7.49	1,114	.47		3.87
7/31/2018	15.73	.62	.04	.66	(.61)	—	(.61)	15.78	4.26	798	.49		3.91
7/31/2017	16.21	.63	(.49)	.14	(.62)	—	(.62)	15.73	.93	605	.50		4.05
Class F-3:
1/31/2022[3,4]	17.20	.26	(.65)	(.39)	(.26)	(.13)	(.39)	16.42	(2.29)[5]	2,105	.29	[6]	3.05	[6]
7/31/2021	16.20	.54	1.04	1.58	(.55)	(.03)	(.58)	17.20	9.89	1,914	.31		3.22
7/31/2020	16.33	.65	(.17)	.48	(.60)	(.01)	(.61)	16.20	3.04	1,085	.33		3.97
7/31/2019	15.78	.63	.54	1.17	(.62)	—	(.62)	16.33	7.60	897	.37		3.97
7/31/2018	15.73	.64	.04	.68	(.63)	—	(.63)	15.78	4.37	646	.38		4.02
7/31/2017[3,10]	15.30	.32	.43	.75	(.32)	—	(.32)	15.73	4.96 [5]	421	.37	[6]	4.04	[6]
Class R-6:
1/31/2022[3,4]	17.20	.26	(.65)	(.39)	(.26)	(.13)	(.39)	16.42	(2.29)[5]	1,195	.29	[6]	3.06	[6]
7/31/2021	16.20	.54	1.04	1.58	(.55)	(.03)	(.58)	17.20	9.89	1,066	.31		3.25
7/31/2020	16.33	.65	(.17)	.48	(.60)	(.01)	(.61)	16.20	3.04	794	.33		3.98
7/31/2019	15.78	.63	.54	1.17	(.62)	—	(.62)	16.33	7.61	686	.37		3.98
7/31/2018	15.73	.64	.04	.68	(.63)	—	(.63)	15.78	4.37	550	.38		4.02
7/31/2017	16.21	.64	(.49)	.15	(.63)	—	(.63)	15.73	1.05	380	.38		4.16

	Six months ended January 31,	Year ended July 31,
	2022[3,4,5]	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	17%	24%	35%	20%	24%	30%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	Based on operations for a period that is less than a full year.
[4]	Unaudited.
[5]	Not annualized.
[6]	Annualized.
[7]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[8]	Amount less than $1 million.
[9]	Class T shares began investment operations on April 7, 2017.
[10]	Class F-3 shares began investment operations on January 27, 2017.

See notes to financial statements.

374	American Funds Tax-Exempt Funds

Financial highlights (continued)

The Tax-Exempt Fund of California

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]	Net assets, end of period (in millions)		Ratio of expenses to average net assets		Ratio of net income to average net assets
Class A:
1/31/2022[3,4]	$18.54	$.18	$(.67)	$(.49)	$(.18)	$(.07)	$(.25)	$17.80	(2.69)%[5]	$1,970		.57%[6]		1.96%[6]
7/31/2021	18.29	.38	.32	.70	(.38)	(.07)	(.45)	18.54	3.92	2,033		.58		2.10
7/31/2020	18.08	.43	.30	.73	(.43)	(.09)	(.52)	18.29	4.14	1,941		.61		2.40
7/31/2019	17.43	.50	.65	1.15	(.50)	—	(.50)	18.08	6.73	1,784		.59		2.88
7/31/2018	17.63	.51	(.20)	.31	(.51)	—	(.51)	17.43	1.77	1,678		.61		2.90
7/31/2017	18.21	.54	(.59)	(.05)	(.53)	—	(.53)	17.63	(.22)	1,641		.60		3.05
Class C:
1/31/2022[3,4]	18.54	.11	(.67)	(.56)	(.11)	(.07)	(.18)	17.80	(3.06)[5]	49		1.32	[6]	1.21	[6]
7/31/2021	18.29	.25	.32	.57	(.25)	(.07)	(.32)	18.54	3.14	54		1.33		1.35
7/31/2020	18.08	.30	.30	.60	(.30)	(.09)	(.39)	18.29	3.36	60		1.36		1.65
7/31/2019	17.43	.36	.65	1.01	(.36)	—	(.36)	18.08	5.90	69		1.38		2.10
7/31/2018	17.63	.37	(.20)	.17	(.37)	—	(.37)	17.43	.97	71		1.40		2.11
7/31/2017	18.21	.40	(.59)	(.19)	(.39)	—	(.39)	17.63	(1.00)	83		1.39		2.26
Class T:
1/31/2022[3,4]	18.54	.20	(.67)	(.47)	(.20)	(.07)	(.27)	17.80	(2.58)[5,7]	—	[8]	.34	[6,7]	2.19	[6,7]
7/31/2021	18.29	.43	.32	.75	(.43)	(.07)	(.50)	18.54	4.17 [7]	—	[8]	.34	[7]	2.33	[7]
7/31/2020	18.08	.48	.30	.78	(.48)	(.09)	(.57)	18.29	4.38 [7]	—	[8]	.37	[7]	2.62	[7]
7/31/2019	17.43	.54	.65	1.19	(.54)	—	(.54)	18.08	6.95 [7]	—	[8]	.39	[7]	3.09	[7]
7/31/2018	17.63	.54	(.20)	.34	(.54)	—	(.54)	17.43	1.98 [7]	—	[8]	.40	[7]	3.10	[7]
7/31/2017[3,9]	17.42	.18	.21	.39	(.18)	—	(.18)	17.63	2.24 [5,7]	—	[8]	.12	[5,7]	1.02	[5,7]
Class F-1:
1/31/2022[3,4]	18.54	.17	(.67)	(.50)	(.17)	(.07)	(.24)	17.80	(2.74)[5]	59		.67	[6]	1.86	[6]
7/31/2021	18.29	.37	.32	.69	(.37)	(.07)	(.44)	18.54	3.82	64		.67		2.01
7/31/2020	18.08	.42	.30	.72	(.42)	(.09)	(.51)	18.29	4.05	71		.70		2.31
7/31/2019	17.43	.48	.65	1.13	(.48)	—	(.48)	18.08	6.59	72		.72		2.76
7/31/2018	17.63	.49	(.20)	.29	(.49)	—	(.49)	17.43	1.64	75		.73		2.77
7/31/2017	18.21	.51	(.58)	(.07)	(.51)	—	(.51)	17.63	(.35)	76		.73		2.93

See end of tables for footnotes.

American Funds Tax-Exempt Funds	375

Financial highlights (continued)

The Tax-Exempt Fund of California (continued)

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of period	Total return[2]	Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class F-2:
1/31/2022[3,4]	$18.54	$.20	$(.67)	$(.47)	$(.20)	$(.07)	$(.27)	$17.80	(2.61)%[5]	$631	.40%[6]		2.13%[6]
7/31/2021	18.29	.42	.32	.74	(.42)	(.07)	(.49)	18.54	4.10	634	.40		2.27
7/31/2020	18.08	.47	.30	.77	(.47)	(.09)	(.56)	18.29	4.33	547	.42		2.58
7/31/2019	17.43	.53	.65	1.18	(.53)	—	(.53)	18.08	6.88	411	.45		3.02
7/31/2018	17.63	.53	(.20)	.33	(.53)	—	(.53)	17.43	1.89	257	.48		3.03
7/31/2017	18.21	.56	(.59)	(.03)	(.55)	—	(.55)	17.63	(.09)	200	.48		3.18
Class F-3:
1/31/2022[3,4]	18.54	.21	(.67)	(.46)	(.21)	(.07)	(.28)	17.80	(2.56)[5]	457	.30	[6]	2.23	[6]
7/31/2021	18.29	.43	.32	.75	(.43)	(.07)	(.50)	18.54	4.20	440	.31		2.36
7/31/2020	18.08	.48	.30	.78	(.48)	(.09)	(.57)	18.29	4.42	320	.33		2.67
7/31/2019	17.43	.55	.64	1.19	(.54)	—	(.54)	18.08	6.98	241	.36		3.11
7/31/2018	17.63	.55	(.20)	.35	(.55)	—	(.55)	17.43	2.01	174	.37		3.13
7/31/2017[3,10]	17.27	.29	.36	.65	(.29)	—	(.29)	17.63	3.79 [5]	124	.38	[6]	3.25	[6]

	Six months ended January 31,	Year ended July 31,
	2022[3,4,5]	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	10%	17%	26%	27%	14%	21%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	Based on operations for a period that is less than a full year.
[4]	Unaudited.
[5]	Not annualized.
[6]	Annualized.
[7]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[8]	Amount less than $1 million.
[9]	Class T shares began investment operations on April 7, 2017.
[10]	Class F-3 shares began investment operations on January 27, 2017.

See notes to financial statements.

376	American Funds Tax-Exempt Funds

Financial highlights (continued)

American Funds Tax-Exempt Fund of New York

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)		Total dividends and distributions	Net asset value, end of period	Total return[2,3]		Net assets, end of period (in millions)		Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class A:
1/31/2022[4,5]	$11.45	$.11	$(.50)	$(.39)	$(.11)	$(.08)		$(.19)	$10.87	(3.40)%[6]		$205		.69%[7]		.63%[7]		2.00%[7]
7/31/2021	11.10	.24	.35	.59	(.24)	—	[8]	(.24)	11.45	5.46		208		.67		.62		2.19
7/31/2020	11.02	.27	.07	.34	(.26)	—		(.26)	11.10	3.18		220		.67		.62		2.43
7/31/2019	10.61	.28	.41	.69	(.28)	—		(.28)	11.02	6.57		200		.67		.67		2.60
7/31/2018	10.80	.27	(.19)	.08	(.27)	—		(.27)	10.61	.75	[9]	183		.72	[9]	.69	[9]	2.52	[9]
7/31/2017	11.12	.27	(.32)	(.05)	(.27)	—		(.27)	10.80	(.39)[9]		169		.74	[9]	.69	[9]	2.55	[9]
Class C:
1/31/2022[4,5]	11.45	.07	(.50)	(.43)	(.07)	(.08)		(.15)	10.87	(3.76)[6]		11		1.44	[7]	1.38	[7]	1.26	[7]
7/31/2021	11.10	.16	.35	.51	(.16)	—	[8]	(.16)	11.45	4.67		11		1.42		1.37		1.43
7/31/2020	11.02	.19	.07	.26	(.18)	—		(.18)	11.10	2.41		10		1.42		1.37		1.68
7/31/2019	10.61	.19	.41	.60	(.19)	—		(.19)	11.02	5.74		12		1.46		1.45		1.81
7/31/2018	10.80	.19	(.19)	— [8]	(.19)	—		(.19)	10.61	(.04)		12		1.52		1.48		1.73
7/31/2017	11.12	.19	(.32)	(.13)	(.19)	—		(.19)	10.80	(1.17)		12		1.52		1.48		1.76
Class T:
1/31/2022[4,5]	11.45	.13	(.50)	(.37)	(.13)	(.08)		(.21)	10.87	(3.27)[6,9]		—	[10]	.44	[7,9]	.38	[7,9]	2.24	[7,9]
7/31/2021	11.10	.27	.35	.62	(.27)	—	[8]	(.27)	11.45	5.72	[9]	—	[10]	.42	[9]	.37	[9]	2.43	[9]
7/31/2020	11.02	.30	.07	.37	(.29)	—		(.29)	11.10	3.42	[9]	—	[10]	.42	[9]	.38	[9]	2.66	[9]
7/31/2019	10.61	.30	.41	.71	(.30)	—		(.30)	11.02	6.78	[9]	—	[10]	.47	[9]	.46	[9]	2.79	[9]
7/31/2018	10.80	.29	(.19)	.10	(.29)	—		(.29)	10.61	.98	[9]	—	[10]	.52	[9]	.48	[9]	2.73	[9]
7/31/2017[4,11]	10.68	.09	.13	.22	(.10)	—		(.10)	10.80	2.02	[6,9]	—	[10]	.19	[6,9]	.15	[6,9]	.87	[6,9]
Class F-1:
1/31/2022[4,5]	11.45	.11	(.50)	(.39)	(.11)	(.08)		(.19)	10.87	(3.40)[6,9]		2		.69	[7,9]	.63	[7,9]	2.00	[7,9]
7/31/2021	11.10	.24	.35	.59	(.24)	—	[8]	(.24)	11.45	5.44	[9]	3		.69	[9]	.63	[9]	2.16	[9]
7/31/2020	11.02	.27	.07	.34	(.26)	—		(.26)	11.10	3.16	[9]	2		.68	[9]	.64	[9]	2.41	[9]
7/31/2019	10.61	.27	.41	.68	(.27)	—		(.27)	11.02	6.52	[9]	2		.72	[9]	.71	[9]	2.55	[9]
7/31/2018	10.80	.26	(.19)	.07	(.26)	—		(.26)	10.61	.69	[9]	2		.79	[9]	.75	[9]	2.45	[9]
7/31/2017	11.12	.27	(.32)	(.05)	(.27)	—		(.27)	10.80	(.38)[9]		3		.73	[9]	.68	[9]	2.56	[9]

See end of tables for footnotes.

American Funds Tax-Exempt Funds	377

Financial highlights (continued)

American Funds Tax-Exempt Fund of New York (continued)

		(Loss) income from investment operations[1]			Dividends and distributions
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)		Total dividends and distributions	Net asset value, end of period	Total return[2,3]	Net assets, end of period (in millions)	Ratio of expenses to average net assets before reimburse- ments		Ratio of expenses to average net assets after reimburse- ments[3]		Ratio of net income to average net assets[3]
Class F-2:
1/31/2022[4,5]	$11.45	$.12	$(.50)	$(.38)	$(.12)	$(.08)		$(.20)	$10.87	(3.31)%[6]	$32	.51%[7]		.45%[7]		2.18%[7]
7/31/2021	11.10	.26	.35	.61	(.26)	—	[8]	(.26)	11.45	5.65	31	.49		.44		2.36
7/31/2020	11.02	.29	.07	.36	(.28)	—		(.28)	11.10	3.36	27	.49		.45		2.60
7/31/2019	10.61	.29	.41	.70	(.29)	—		(.29)	11.02	6.74	29	.51		.51		2.75
7/31/2018	10.80	.29	(.19)	.10	(.29)	—		(.29)	10.61	.89	16	.59		.54		2.67
7/31/2017	11.12	.29	(.32)	(.03)	(.29)	—		(.29)	10.80	(.26)	11	.58		.56		2.68
Class F-3:
1/31/2022[4,5]	11.45	.13	(.50)	(.37)	(.13)	(.08)		(.21)	10.87	(3.26)[6]	40	.41	[7]	.35	[7]	2.28	[7]
7/31/2021	11.10	.28	.35	.63	(.28)	—	[8]	(.28)	11.45	5.76	39	.39		.34		2.46
7/31/2020	11.02	.31	.07	.38	(.30)	—		(.30)	11.10	3.46	33	.39		.35		2.71
7/31/2019	10.61	.30	.41	.71	(.30)	—		(.30)	11.02	6.83	32	.42		.42		2.84
7/31/2018	10.80	.30	(.19)	.11	(.30)	—		(.30)	10.61	1.00	26	.48		.44		2.78
7/31/2017[4,12]	10.58	.15	.22	.37	(.15)	—		(.15)	10.80	3.54 [6]	16	.58	[7]	.45	[7]	2.79	[7]

	Six months ended January 31,	Year ended July 31,
	2022[4,5,6]	2021	2020	2019	2018	2017
Portfolio turnover rate for all share classes	9%	24%	27%	16%	21%	27%

[1]	Based on average shares outstanding.
[2]	Total returns exclude any applicable sales charges, including contingent deferred sales charges.
[3]	This column reflects the impact, if any, of certain reimbursements from CRMC. During the periods shown, CRMC reimbursed a portion of miscellaneous fees and expenses.
[4]	Based on operations for a period that is less than a full year.
[5]	Unaudited.
[6]	Not annualized.
[7]	Annualized.
[8]	Amount less than $.01.
[9]	All or a significant portion of assets in this class consisted of seed capital invested by CRMC and/or its affiliates. Fees for distribution services are not charged or accrued on these seed capital assets. If such fees were paid by the fund on seed capital assets, fund expenses would have been higher and net income and total return would have been lower.
[10]	Amount less than $1 million.
[11]	Class T shares began investment operations on April 7, 2017.
[12]	Class F-3 shares began investment operations on January 27, 2017.

See notes to financial statements.

378	American Funds Tax-Exempt Funds

Expense example	unaudited

As a fund shareholder, you incur two types of costs: (1) transaction costs, such as initial sales charges on purchase payments and contingent deferred sales charges on redemptions (loads), and (2) ongoing costs, including management fees, distribution and service (12b-1) fees, and other expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the fund so you can compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire six-month period (August 1, 2021, through January 31, 2022).

Actual expenses:

The first line of each share class in the tables on the following pages provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled “Expenses paid during period” to estimate the expenses you paid on your account during this period.

Hypothetical example for comparison purposes:

The second line of each share class in the tables on the following pages provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio for the share class and an assumed rate of return of 5.00% per year before expenses, which is not the actual return of the share class. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the fund and other funds. To do so, compare this 5.00% hypothetical example with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Notes:

Class F-1, F-2 and F-3 shareholders may be subject to fees charged by financial intermediaries, typically ranging from 0.75% to 1.50% of assets annually depending on services offered. You can estimate the impact of these fees by adding the amount of the fees to the total estimated expenses you paid on your account during the period as calculated above. In addition, your ending account value would be lower by the amount of these fees.

Note that the expenses shown in the tables on the following pages are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of each share class in the tables is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

American Funds Tax-Exempt Funds	379

Expense example (continued)

American Funds Short-Term Tax-Exempt Bond Fund

	Beginning account value 8/1/2021	Ending account value 1/31/2022	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$982.88	$2.80	.56%
Class A – assumed 5% return	1,000.00	1,022.38	2.85	.56
Class T – actual return	1,000.00	983.65	2.05	.41
Class T – assumed 5% return	1,000.00	1,023.14	2.09	.41
Class F-1 – actual return	1,000.00	981.94	3.75	.75
Class F-1 – assumed 5% return	1,000.00	1,021.42	3.82	.75
Class F-2 – actual return	1,000.00	983.46	2.25	.45
Class F-2 – assumed 5% return	1,000.00	1,022.94	2.29	.45
Class F-3 – actual return	1,000.00	983.81	1.90	.38
Class F-3 – assumed 5% return	1,000.00	1,023.29	1.94	.38
Class R-6 – actual return	1,000.00	983.81	1.90	.38
Class R-6 – assumed 5% return	1,000.00	1,023.29	1.94	.38

Limited Term Tax-Exempt Bond Fund of America

	Beginning account value 8/1/2021	Ending account value 1/31/2022	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$975.65	$2.84	.57%
Class A – assumed 5% return	1,000.00	1,022.33	2.91	.57
Class C – actual return	1,000.00	972.23	6.31	1.27
Class C – assumed 5% return	1,000.00	1,018.80	6.46	1.27
Class T – actual return	1,000.00	977.11	1.30	.26
Class T – assumed 5% return	1,000.00	1,023.89	1.33	.26
Class F-1 – actual return	1,000.00	975.46	3.04	.61
Class F-1 – assumed 5% return	1,000.00	1,022.13	3.11	.61
Class F-2 – actual return	1,000.00	976.80	1.69	.34
Class F-2 – assumed 5% return	1,000.00	1,023.49	1.73	.34
Class F-3 – actual return	1,000.00	977.33	1.15	.23
Class F-3 – assumed 5% return	1,000.00	1,024.05	1.17	.23
Class R-6 – actual return	1,000.00	977.33	1.15	.23
Class R-6 – assumed 5% return	1,000.00	1,024.05	1.17	.23

The Tax-Exempt Bond Fund of America

	Beginning account value 8/1/2021	Ending account value 1/31/2022	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$971.94	$2.49	.50%
Class A – assumed 5% return	1,000.00	1,022.68	2.55	.50
Class C – actual return	1,000.00	968.29	6.20	1.25
Class C – assumed 5% return	1,000.00	1,018.90	6.36	1.25
Class T – actual return	1,000.00	973.16	1.24	.25
Class T – assumed 5% return	1,000.00	1,023.95	1.28	.25
Class F-1 – actual return	1,000.00	971.55	2.88	.58
Class F-1 – assumed 5% return	1,000.00	1,022.28	2.96	.58
Class F-2 – actual return	1,000.00	972.80	1.59	.32
Class F-2 – assumed 5% return	1,000.00	1,023.59	1.63	.32
Class F-3 – actual return	1,000.00	973.33	1.09	.22
Class F-3 – assumed 5% return	1,000.00	1,024.10	1.12	.22
Class R-6 – actual return	1,000.00	973.33	1.09	.22
Class R-6 – assumed 5% return	1,000.00	1,024.10	1.12	.22

See end of tables for footnote.

380	American Funds Tax-Exempt Funds

Expense example (continued)

American High-Income Municipal Bond Fund

	Beginning account value 8/1/2021	Ending account value 1/31/2022	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$975.40	$3.14	.63%
Class A – assumed 5% return	1,000.00	1,022.03	3.21	.63
Class C – actual return	1,000.00	971.92	6.61	1.33
Class C – assumed 5% return	1,000.00	1,018.50	6.77	1.33
Class T – actual return	1,000.00	976.89	1.59	.32
Class T – assumed 5% return	1,000.00	1,023.59	1.63	.32
Class F-1 – actual return	1,000.00	975.25	3.29	.66
Class F-1 – assumed 5% return	1,000.00	1,021.88	3.36	.66
Class F-2 – actual return	1,000.00	976.55	1.94	.39
Class F-2 – assumed 5% return	1,000.00	1,023.24	1.99	.39
Class F-3 – actual return	1,000.00	977.06	1.45	.29
Class F-3 – assumed 5% return	1,000.00	1,023.74	1.48	.29
Class R-6 – actual return	1,000.00	977.06	1.45	.29
Class R-6 – assumed 5% return	1,000.00	1,023.74	1.48	.29

The Tax-Exempt Fund of California

	Beginning account value 8/1/2021	Ending account value 1/31/2022	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$973.11	$2.83	.57%
Class A – assumed 5% return	1,000.00	1,022.33	2.91	.57
Class C – actual return	1,000.00	969.39	6.55	1.32
Class C – assumed 5% return	1,000.00	1,018.55	6.72	1.32
Class T – actual return	1,000.00	974.25	1.69	.34
Class T – assumed 5% return	1,000.00	1,023.49	1.73	.34
Class F-1 – actual return	1,000.00	972.63	3.33	.67
Class F-1 – assumed 5% return	1,000.00	1,021.83	3.41	.67
Class F-2 – actual return	1,000.00	973.94	1.99	.40
Class F-2 – assumed 5% return	1,000.00	1,023.19	2.04	.40
Class F-3 – actual return	1,000.00	974.41	1.49	.30
Class F-3 – assumed 5% return	1,000.00	1,023.69	1.53	.30

American Funds Tax-Exempt Fund of New York

	Beginning account value 8/1/2021	Ending account value 1/31/2022	Expenses paid during period*	Annualized expense ratio
Class A – actual return	$1,000.00	$966.05	$3.12	.63%
Class A – assumed 5% return	1,000.00	1,022.03	3.21	.63
Class C – actual return	1,000.00	962.41	6.83	1.38
Class C – assumed 5% return	1,000.00	1,018.25	7.02	1.38
Class T – actual return	1,000.00	967.26	1.88	.38
Class T – assumed 5% return	1,000.00	1,023.29	1.94	.38
Class F-1 – actual return	1,000.00	966.05	3.12	.63
Class F-1 – assumed 5% return	1,000.00	1,022.03	3.21	.63
Class F-2 – actual return	1,000.00	966.93	2.23	.45
Class F-2 – assumed 5% return	1,000.00	1,022.94	2.29	.45
Class F-3 – actual return	1,000.00	967.43	1.74	.35
Class F-3 – assumed 5% return	1,000.00	1,023.44	1.79	.35

*	The “expenses paid during period” are equal to the “annualized expense ratio,” multiplied by the average account value over the period, multiplied by the number of days in the period, and divided by 365 (to reflect the one-half year period).

American Funds Tax-Exempt Funds	381

Liquidity Risk Management Program

The funds have adopted a liquidity risk management program (the “program”). Each fund’s board has designated Capital Research and Management Company (“CRMC”) as the administrator of the program. Personnel of CRMC or its affiliates conduct the day-to-day operation of the program pursuant to policies and procedures administered by the Capital Group Liquidity Risk Management Committee.

Under the program, CRMC manages each fund’s liquidity risk, which is the risk that the fund could not meet shareholder redemption requests without significant dilution of remaining shareholders’ interests in the fund. This risk is managed by monitoring the degree of liquidity of each fund’s investments, limiting the amount of each fund’s illiquid investments, and utilizing various risk management tools and facilities available to each fund for meeting shareholder redemptions, among other means. CRMC’s process of determining the degree of liquidity of each fund’s investments is supported by one or more third-party liquidity assessment vendors.

Each fund’s board reviewed a report prepared by CRMC regarding the operation and effectiveness of the program for the period October 1, 2020, through September 30, 2021. No significant liquidity events impacting any of the funds were noted in the report. In addition, CRMC provided its assessment that the program had been effective in managing each fund’s liquidity risk.

382	American Funds Tax-Exempt Funds

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American Funds Tax-Exempt Funds	383

Offices of the funds

STEX, LTEX, TEBF, AHIM, TEFCA
333 South Hope Street
Los Angeles, CA 90071-1406

TEFNY

6455 Irvine Center Drive
Irvine, CA 92618-4518

Investment adviser

Capital Research and Management Company
333 South Hope Street
Los Angeles, CA 90071-1406

Transfer agent for shareholder accounts

American Funds Service Company
(Write to the address nearest you.)

P.O. Box 6007
Indianapolis, IN 46206-6007

P.O. Box 2280
Norfolk, VA 23501-2280

Custodians of assets

STEX, LTEX, TEBF, AHIM, TEFCA
JPMorgan Chase Bank
270 Park Avenue
New York, NY 10017-2070

TEFNY
State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111

Counsel

Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110-1726

Independent registered public accounting firm

PricewaterhouseCoopers LLP
601 South Figueroa Street
Los Angeles, CA 90017-3874

Principal underwriter

American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, CA 90071-1406

384	American Funds Tax-Exempt Funds

Investors should carefully consider investment objectives, risks, charges and expenses. This and other important information is contained in the funds’ prospectus and summary prospectuses, which can be obtained from your financial professional and should be read carefully before investing. You may also call American Funds Service Company (AFS) at (800) 421-4225 or visit the Capital Group website at capitalgroup.com.

“American Funds Proxy Voting Procedures and Principles” — which describes how we vote proxies relating to portfolio securities — is available on our website or upon request by calling AFS. Each fund files its proxy voting record with the U.S. Securities and Exchange Commission (SEC) for the 12 months ended June 30 by August 31. The proxy voting record is available free of charge on the SEC website at sec.gov and on our website.

Each fund files a complete list of its portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form NPORT-P. The list of portfolio holdings is available free of charge on the SEC website and on our website.

This report is for the information of shareholders of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California and American Funds Tax-Exempt Fund of New York, but it also may be used as sales literature when preceded or accompanied by the current prospectus or summary prospectus, which gives details about charges, expenses, investment objectives and operating policies of the funds. If used as sales material after March 31, 2022, this report must be accompanied by an American Funds statistical update for the most recently completed calendar quarter.

BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. and its affiliates (collectively “Bloomberg”). Bloomberg or Bloomberg’s licensors own all proprietary rights in the Bloomberg Indices. Neither Bloomberg nor Bloomberg’s licensors approves or endorses this material, or guarantees the accuracy or completeness of any information herein, or makes any warranty, express or implied, as to the results to be obtained therefrom and, to the maximum extent allowed by law, neither shall have any liability or responsibility for injury or damages arising in connection therewith.

American Funds Distributors, Inc., member FINRA.

The Capital Advantage®

Since 1931, Capital Group, home of American Funds, has helped investors pursue long-term investment success. Our consistent approach — in combination with The Capital SystemSM — has resulted in superior outcomes.

Aligned with investor success

We base our decisions on a long-term perspective, which we believe aligns our goals with the interests of our clients. Our portfolio managers average 27 years of investment industry experience, including 21 years at our company, reflecting a career commitment to our long-term approach.1

The Capital System

The Capital System combines individual accountability with teamwork. Funds using The Capital System are divided into portions that are managed independently by investment professionals with diverse backgrounds, ages and investment approaches. An extensive global research effort is the backbone of our system.

American Funds’ superior outcomes

Equity funds have beaten their Lipper peer indexes in 90% of 10-year periods and 99% of 20-year periods.2 Fixed income funds have helped investors achieve diversification through attention to correlation between bonds and equities.3 Fund management fees have been among the lowest in the industry.4

[1]	Investment industry experience as of December 31, 2021.
[2]	Based on Class F-2 share results for rolling calendar-year periods starting the first full calendar year after each fund’s inception through December 31, 2021. Periods covered are the shorter of the fund’s lifetime or since the comparable Lipper index inception date (except Capital Income Builder and SMALLCAP World Fund, for which the Lipper average was used). Expenses differ for each share class, so results will vary.
[3]	Based on Class F-2 share results as of December 31, 2021. Thirteen of the 17 fixed income American Funds that have been in existence for the three-year period showed a three-year correlation below 0.3. Standard & Poor’s 500 Index was used as an equity market proxy. Correlation based on monthly total returns. Correlation is a statistical measure of how two securities move in relation to each other. A correlation ranges from –1 to 1. A positive correlation close to 1 implies that as one security moves, either up or down, the other security will move in “lockstep,” in the same direction. A negative correlation close to –1 indicates that the securities have moved in the opposite direction.
[4]	On average, our management fees were in the lowest quintile 63% of the time, based on the 20-year period ended December 31, 2021, versus comparable Lipper categories, excluding funds of funds.

Class F-2 shares were first offered on August 1, 2008. Class F-2 share results prior to the date of first sale are hypothetical based on the results of the original share class of the fund without a sales charge, adjusted for typical estimated expenses. Results for certain funds with an inception date after August 1, 2008, also include hypothetical returns because those funds’ Class F-2 shares sold after the funds’ date of first offering. Visit capitalgroup.com for more information on specific expense adjustments and the actual dates of first sale.

All Capital Group trademarks mentioned are owned by The Capital Group Companies, Inc., an affiliated company or fund. All other company and product names mentioned are the property of their respective companies.

Capital Group Core Municipal FundSM

Capital Group Short-Term Municipal FundSM

Capital Group California Core Municipal FundSM

Capital Group California Short-Term Municipal FundSM

Capital Group Core Bond FundSM

Semi-annual report for the six months ended April 30, 2022

Research-driven
approaches to seeking
wealth preservation
and income

Capital Group Core Municipal Fund seeks to provide current income exempt from federal income tax while preserving your investment.

Capital Group Short-Term Municipal Fund seeks to preserve your investment and secondarily to provide current income exempt from federal income tax.

Capital Group California Core Municipal Fund seeks to provide current income exempt from federal and California income taxes while preserving your investment.

Capital Group California Short-Term Municipal Fund seeks to preserve your investment and secondarily to provide current income exempt from federal and California income taxes.

Capital Group Core Bond Fund seeks to provide you with current income while preserving your investment.

Each fund is one of more than 40 offered by Capital Group, home of American Funds, one of the nation’s largest mutual fund families. For 90 years, Capital Group has invested with a long-term focus based on thorough research and attention to risk.

Fund results shown in this report are at net asset value. Results are for past periods and are not predictive of results for future periods. Current and future results may be lower or higher than those shown. Prices and returns will vary, so investors may lose money. Investing for short periods makes losses more likely.

Here are the total returns on a $1,000 investment with all distributions reinvested for periods ended March 31, 2022 (the most recent calendar quarter-end), and the total annual fund operating expense ratios as of the prospectus dated January 1, 2022:

	Cumulative total returns	Average annual total returns			Gross
	1 year	5 years	10 years	Lifetime*	expense ratios

Capital Group Core Municipal Fund	–3.37%	1.83%	1.77%	2.21%	0.28%
Capital Group Short-Term Municipal Fund	–2.72	1.28	1.09	1.32	0.31 †
Capital Group California Core Municipal Fund	–3.47	1.54	1.81	2.19	0.27
Capital Group California Short-Term Municipal Fund	–2.81	0.82	0.84	1.04	0.29
Capital Group Core Bond Fund	–3.74	1.78	1.63	2.15	0.28

*	Since April 13, 2010.
†	The net expense ratio for Capital Group Short-Term Municipal Fund was 0.30%.

Investment results assume all distributions are reinvested and reflect applicable fees and expenses. The investment adviser is currently reimbursing a portion of the expenses for Capital Group Short-Term Municipal Fund. This reimbursement will be in effect through at least January 1, 2023. The adviser may elect at its discretion to extend, modify or terminate the reimbursement at that time. Visit capitalgrouppcsfunds.com for more information.

Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity, so they may lose value.

Contents

1	Funds’ 30-day yields and 12-month distribution rates

2	Results at a glance

Investment portfolios

3	Capital Group Core Municipal Fund

30	Capital Group Short-Term Municipal Fund

45	Capital Group California Core Municipal Fund

57	Capital Group California Short-Term Municipal Fund

62	Capital Group Core Bond Fund

74	Financial statements

79	Notes to financial statements

91	Financial highlights

Fellow investors:

Shown in the table below are the semi-annual returns for Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund and Capital Group Core Bond Fund for the six months ended April 30, 2022. Also shown are the results of their benchmarks and peer group averages.

On March 11, 2022, the Board of Trustees of Capital Group Private Client Services Funds unanimously determined that it would be in the best interests of three Capital Group funds to merge into three similar American Funds. Under the proposal, Capital Group Core Municipal Fund would be reorganized into Limited Term Tax-Exempt Bond Fund of America®; Capital Group Short-Term Municipal Fund into American Funds Short-Term Tax-Exempt Bond Fund®; and Capital Group Core Bond Fund into The Bond Fund of America®. The Board also determined that the interests of Capital Group bond fund shareholders would not be diluted as a result of the change. Shareholders will receive materials outlining the proposal as well as information on the affected funds. The reorganizations are not contingent on each other and, if approved by shareholders, are expected to take place later this year. More information can be found in the funds’ amended prospectus at capitalgroup.com/pcs/fund-details.html.

For additional information about the funds, their investment results, holdings and portfolio managers, visit capitalgrouppcsfunds.com. You can also access information about Capital Group’s American Funds and read our insights about the markets, retirement, saving for college, investing fundamentals and more at capitalgroup.com.

Funds’ 30-day yields and 12-month distribution rates

Below is a summary of each fund’s 30-day yield and 12-month distribution rate as of April 30, 2022. Each fund’s 30-day yield is calculated in accordance with the U.S. Securities and Exchange Commission (SEC) formula. The SEC yield reflects the rate at which each fund is earning income on its current portfolio of securities while the distribution rate reflects the funds’ past dividends paid to shareholders. Accordingly, the funds’ SEC yields and distribution rates may differ.

	SEC 30-day yield		12-month distribution rate

Capital Group Core Municipal Fund	1.77%		1.15%
Capital Group Short-Term Municipal Fund	1.52	*	0.86
Capital Group California Core Municipal Fund	1.78		1.20
Capital Group California Short-Term Municipal Fund	1.51		0.71
Capital Group Core Bond Fund	3.02		1.60

*	The SEC 30-day yield for Capital Group Short-Term Municipal Fund is 1.71% with the fund’s reimbursement.

The return of principal for bond funds and for funds with significant underlying bond holdings is not guaranteed. Fund shares are subject to the same interest rate, inflation and credit risks associated with the underlying bond holdings. Income may be subject to state or local income taxes and/or federal alternative minimum taxes. Also, certain other income, as well as capital gain distributions, may be taxable. State tax-exempt funds are more susceptible to factors adversely affecting issuers of their state’s tax-exempt securities than a more widely diversified municipal bond fund. Refer to the funds’ prospectus and the Risk Factors section of this report for more information on these and other risks associated with investing in the funds.

Private Client Services Funds	1

Results at a glance

For periods ended April 30, 2022, with all distributions reinvested

	Cumulative total returns		Average annual total returns
	6 months	1 year	5 years	10 years	Lifetime[1]

Capital Group Core Municipal Fund	–4.96%	–5.26%	1.38%	1.53%	2.06%
Bloomberg Municipal Short-Intermediate 1–10 years Index[2]	–5.62	–5.76	1.17	1.56	2.14
Lipper Short-Intermediate Municipal Debt Funds Average[3]	–5.10	–5.30	0.85	1.09	1.58
Capital Group Short-Term Municipal Fund	–3.57	–3.78	1.01	0.97	1.24
Bloomberg Municipal Short 1–5 Years Index[2]	–4.17	–4.20	0.85	1.03	1.33
Lipper Short Municipal Debt Funds Average[3]	–2.78	–2.93	0.61	0.61	0.83
Capital Group California Core Municipal Fund	–4.99	–5.23	1.09	1.55	2.04
Bloomberg California Short-Intermediate Municipal Index[2]	–5.74	–5.98	0.93	1.52	2.14
Lipper California Short-Intermediate Municipal Debt Funds Average[3]	–4.62	–4.63	0.59	1.00	1.34
Capital Group California Short-Term Municipal Fund	–3.64	–3.88	0.57	0.70	0.96
Bloomberg California Short Municipal Index[2]	–4.13	–4.22	0.65	0.95	1.27
Lipper Short Municipal Debt Funds Average[3]	–2.78	–2.93	0.61	0.61	0.83
Capital Group Core Bond Fund	–5.56	–5.93	1.30	1.35	1.97
Bloomberg Intermediate A+ U.S. Government/Credit Index[2]	–6.06	–6.26	1.09	1.31	1.97
Lipper Short-Intermediate Investment Grade Debt Funds Average[3]	–4.91	–4.95	1.18	1.41	1.90

[1]	Since April 13, 2010.
[2]	The market indexes are unmanaged and, therefore, have no expenses. Investors cannot invest directly in an index. Source: Bloomberg Index Services Ltd.
[3]	Lipper averages reflect the current composition of all eligible mutual funds (all share classes) within a given category. Source: Refinitiv Lipper.

Bloomberg Municipal Short-Intermediate 1–10 Years Index is a market value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to 10 years. Bloomberg Municipal Short 1–5 Years Index is a market value-weighted index that includes investment-grade tax-exempt bonds with maturities of one to five years. Bloomberg California Short-Intermediate Municipal Index is a market value-weighted index that includes only investment-grade tax-exempt bonds that are issued from California with maturities of one to 10 years. Bloomberg California Short Municipal Index is a market value-weighted index that includes only investment-grade tax-exempt bonds that are issued from California with maturities of one to five years. Bloomberg Intermediate A+ U.S. Government/Credit Index is a market value-weighted index that tracks the total return of fixed-rate, publicly placed, dollar-denominated obligations issued by the U.S. Treasury, U.S. government agencies and quasi-federal corporations, corporate or foreign debt guaranteed by the U.S. government, and U.S. corporate and foreign debentures and secured notes that meet specified maturity, liquidity and quality requirements, with maturities of one to 10 years, excluding BBB-rated securities.

2	Private Client Services Funds

Capital Group Core Municipal Fund	unaudited
Investment portfolio April 30, 2022

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies.

Bonds, notes & other debt instruments 86.09%	Principal amount (000)		Value (000)
Alabama 2.48%
Black Belt Energy Gas Dist., Gas Project Rev. Bonds, Series 2022-B-1, 4.00% 2053 (put 2027)	USD	3,500	$3,561
Black Belt Energy Gas Dist., Gas Project Rev. Bonds (Project No. 6), Series 2021-B, 4.00% 2052 (put 2026)		1,050	1,067
Black Belt Energy Gas Dist., Gas Project Rev. Bonds (Project No. 7), Series 2021-C-1, 4.00% 2052 (put 2026)		940	956
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)		825	839
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2017-A, 4.00% 2047 (put 2022)		2,050	2,058
Black Belt Energy Gas Dist., Gas Supply Rev. Bonds, Series 2021-A, 4.00% 2051 (put 2023)		1,000	1,029
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2023 (preref. 2022)		100	101
City of Homewood, G.O. Warrants, Series 2016, 5.00% 2033 (preref. 2026)		50	55
Housing Fin. Auth., Multi Family Housing Rev. Bonds (ECG Monrovia Project), Series 2022-A, 2.00% 2025 (put 2024)		2,050	2,007
City of Huntsville, Electric Rev. Bonds, Series 2017-A, 5.00% 2022		450	459
City of Huntsville, Electric Rev. Bonds, Series 2017-B, 5.00% 2022		400	408
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 1), Series 2021-A, 4.00% 2051 (put 2028)		2,460	2,500
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)		2,065	2,094
			17,134

Alaska 0.31%
Housing Fin. Corp., Collateralized Bonds (Veterans Mortgage Program), Series 2019, 4.00% 2048		820	835
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044		850	846
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2016-A, 3.50% 2046		130	131
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2032 (preref. 2023)		230	240
Housing Fin. Corp., State Capital Project Bonds, Series 2014-A, 5.00% 2033 (preref. 2023)		110	115
			2,167

Arizona 1.10%
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2028		295	332
Agricultural Improvement and Power Dist., Electric System Rev. Bonds (Salt River Project), Series 2021-A, 5.00% 2029		370	422
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2027		400	443
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2028		550	618
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2033		80	91
Bullhead City, Excise Taxes Rev. Obligations, Series 2021-2, 1.15% 2027		375	330
Coconino County Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-B, 1.65% 2039 (put 2023)		1,500	1,494
City of Glendale Industrial Dev. Auth., Rev. Ref. Bonds (Midwestern University), Series 2020, 5.00% 2029		1,000	1,132
Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2021-A, 5.00% 2029		115	128

Private Client Services Funds	3

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Arizona (continued)
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023	USD	1,000	$1,039
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2024 (preref. 2023)[1]		55	57
Kyrene Elementary School Dist. No. 28, School Improvement Bonds (2010 Project), Series 2013-B, 4.50% 2025 (preref. 2023)[1]		45	46
County of Maricopa, Industrial Dev. Auth., Education Rev. Bonds (GreatHearts Arizona Projects), Series 2017-A, 5.00% 2027		745	814
City of Phoenix Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024		115	121
County of Pima, Industrial Dev. Auth., Rev. Bonds (Tucson Medical Center), Series 2021-A, 5.00% 2031		485	558
			7,625

Arkansas 0.09%
Dev. Fin. Auth., Health Care Rev. Bonds (Baptist Memorial Health Care), Series 2015-B-3, (SIFMA Municipal Swap Index + 1.55%) 1.99% 2044 (put 2022)[2]		600	600

California 5.24%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2006-C-1, (SIFMA Municipal Swap Index + 0.90%) 1.34% 2045 (put 2023)[2]		2,205	2,204
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.89% 2056 (put 2026)[2]		425	420
Trustees of the California State University, Systemwide Rev. Bonds, Series 2017-A, 5.00% 2026		380	419
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-A, 5.00% 2027		365	398
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)		195	171
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2023		75	75
Carlsbad Unified School Dist., G.O. Bonds, 2018 Election, Series 2021-B, 2.00% 2024		85	84
Community Choice Fncg. Auth., Clean Energy Project Rev. Green Bonds, Series 2021-B-1, 4.00% 2052 (put 2031)		2,415	2,452
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024		165	167
Educational Facs. Auth., Rev. Bonds (University of Southern California), Series 2009-C, 5.25% 2024 (escrowed to maturity)		35	37
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023		105	105
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024		50	49
G.O. Bonds, Series 2021, 5.00% 2031		30	33
G.O. Bonds, Series 2021, 5.00% 2032		25	27
G.O. Bonds, Series 2021, 5.00% 2034		25	27
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023		1,265	1,313
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2027		4,625	5,168
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2027		1,000	1,120
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2030		55	64
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2040 (preref. 2025)		120	129
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)		1,000	1,016
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2028		315	334
Housing Fin. Agcy., Municipal Certs., Series 2021-A-1, 3.50% 2035		733	734
Housing Fin. Agcy., Municipal Certs., Series 2021-A-3, 3.25% 2036		467	448
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Los Angeles County Museum of Art Project), Series 2021-B, 1.14% 2050 (put 2026)[2]		340	338
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2025		250	267
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2024		85	90
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2026		60	63
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Ref. Bonds, Series 2022-E, 5.00% 2030		250	285
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2020-A, 5.00% 2026		710	779
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2022-B, 5.00% 2032		180	213
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-B, 4.00% 2026		605	640
City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-B, 5.00% 2027		625	696
County of Los Angeles, Dev. Auth., Multi Family Housing Mortgage Rev. Bonds (Long Beach Senior Housing), Series 2022, 2.00% 2026 (put 2025)		1,550	1,513
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Cantamar Villas), Series 2021-D-1, 0.30% 2025 (put 2024)		55	52

4	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)	USD	75	$74
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2016-A, 5.00% 2023		50	52
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Bonds, Series 2021-A, 5.00% 2032		960	1,118
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-C, 5.00% 2025		640	688
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-C, 5.00% 2029		150	172
Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2020-A, 5.00% 2023		1,500	1,550
Municipal Fin. Auth., Senior Living Rev. Bonds (Mt. San Antonio Gardens Project), Series 2022-B-2, 2.125% 2026		15	14
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2022		1,250	1,262
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2024		45	46
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2025		45	47
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2026		45	47
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2027		45	47
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2021-A, 4.00% 2028		40	42
Public Works Board, Lease Rev. Green Bonds (Dept. of General Services, Sacramento Region New Natural Resources Headquarters), Series 2021-C, 5.00% 2032		1,000	1,155
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2028		655	736
RNR School Fncg. Auth., Community Facs. Dist. No. 92-1, Special Tax Bonds, Series 2017-A, BAM insured, 5.00% 2028		1,000	1,095
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2029		70	73
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022		1,000	1,006
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-B, 5.00% 2030		230	266
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023		480	496
City of San Jose, Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, 5.00% 2026		285	312
City of Santee, Community Facs. Dist. No. 2017-1, Special Tax Bonds (Weston Infrastructure), Series 2019, 5.00% 2022		135	136
City of Santee, Community Facs. Dist. No. 2017-1, Special Tax Bonds (Weston Infrastructure), Series 2019, 5.00% 2023		160	165
City of Santee, Community Facs. Dist. No. 2017-1, Special Tax Bonds (Weston Infrastructure), Series 2019, 5.00% 2024		170	178
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023		65	67
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024		20	21
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023		490	506
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)		280	274
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)		125	125
Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Southern California Edison Co.), Series 2006-D, 2.625% 2033 (put 2023)		135	134
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2013-A, 5.00% 2023 (preref. 2022)		80	82
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025		65	65
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2026		500	500
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-B-1, 0.45% 2030		20	20
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2030		180	197
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026		165	181
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049		785	801
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2016-AW, 5.00% 2033 (preref. 2026)		255	283
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2017-AX, 5.00% 2033 (preref. 2027)		230	260
			36,223

Private Client Services Funds	5

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Colorado 1.87%
City of Arvada, Mountain Shadows Metropolitan Dist., Limited Tax G.O. Rev. Ref. and Improvement Bonds, Series 2016, 4.00% 2026	USD	603	$603
Certs. of Part., Series 2021-A, 5.00% 2028		495	560
Certs. of Part., Series 2021-A, 5.00% 2029		1,000	1,143
Board of Governors of the Colorado State University System, System Enterprise Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2041 (preref. 2027)		140	155
City and County of Denver, Dept. of Aviation, Airport System Rev. Bonds, Series 2019-D, 5.00% 2031 (put 2022)		1,000	1,015
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.537% 2039 (put 2024)[2]		285	279
Educational and Cultural Facs. Auth., Rev. Ref. Bonds (Johnson & Wales University Project), Series 2013-B, 5.00% 2023 (escrowed to maturity)		1,805	1,853
Health Facs. Auth., Health Facs. Rev. and Rev. Ref. Bonds (Evangelical Lutheran Good Samaritan Society Project), Series 2015-A, 5.00% 2024 (escrowed to maturity)		1,825	1,924
Health Facs. Auth., Hospital Rev. Bonds (Adventist Health System/Sunbelt Obligated Group), Series 2018-A, 5.00% 2048		125	135
Housing and Fin. Auth., Multi Family Housing Rev. Bonds (Wildhorse Ridge Apartments Project), Series 2022, 2.00% 2026 (put 2025)		1,850	1,810
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2018-C, Class I, 4.25% 2048		530	543
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2020-B, Class I, 3.75% 2050		840	851
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-L, Class I, 3.25% 2051		1,250	1,241
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029		70	75
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2029		40	43
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030		150	162
Regional Transportation Dist., Private Activity Bonds (Denver Transit Partners Eagle P3 Project), Series 2020-A, 5.00% 2030		35	38
Weld County School Dist. RE-5J, G.O. Bonds, Series 2021, 5.00% 2023		475	496
			12,926

Connecticut 0.79%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)		140	139
Health and Educational Facs. Auth., Rev. Bonds (Hartford Healthcare Issue), Series 2021-A, 5.00% 2029		330	367
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.25% 2037 (put 2024)		910	869
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)		1,105	1,097
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044		50	51
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045		200	203
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047		1,585	1,609
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-C-1, 4.00% 2047		605	614
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-D-1, 4.00% 2047		130	132
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2022-A-1, 3.50% 2051		290	290
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-A, 3.50% 2044		60	60
			5,431

Delaware 0.13%
County of Harris, Metropolitan Transportation Auth., Sales and Use Tax Contractual Obligations, Series 2015-B, 5.00% 2025		85	92
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2022		290	291
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2023		200	206
Health Facs. Auth., Rev. Bonds (Beebe Medical Center Project), Series 2018, 5.00% 2024		300	314
			903

District of Columbia 0.87%
G.O. Bonds, Series 2015-A, 5.00% 2032		1,800	1,916
G.O. Rev. Ref. Bonds, Series 2021-E, 5.00% 2029		230	263
G.O. Rev. Ref. Bonds, Series 2021-E, 5.00% 2030		960	1,112
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (Kenilworth 166 Apartments Project), Series 2021, 1.25% 2025 (put 2024)		410	394

6	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
District of Columbia (continued)
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (Parcel 42 Project), Series 2022, 1.70% 2041 (put 2025)	USD	500	$483
Income Tax Secured Rev. Bonds, Series 2020-A, 5.00% 2032		750	855
Income Tax Secured Rev. Bonds, Series 2020-C, 5.00% 2033		215	244
Rev. Ref. Bonds (National Public Radio, Inc. Issue), Series 2016, 5.00% 2028 (preref. 2028)		50	55
Rev. Ref. Bonds (National Public Radio, Inc. Issue), Series 2016, 5.00% 2029 (preref. 2029)		50	55
Washington Convention and Sports Auth., Dedicated Tax Rev. Ref. Bonds, Series 2018-A, 5.00% 2027		600	669
			6,046

Florida 6.60%
County of Alachua, Health Facs. Auth., Continuing Care Retirement Community Rev. Bonds (Oak Hammock at the University of Florida, Inc. Project), Series 2021, 4.00% 2022		20	20
County of Brevard, Health Facs. Auth., Rev. Ref. Bonds (Health First, Inc. Project), Series 2014, 5.00% 2033		130	136
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)		135	134
County of Broward, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Solaris Apartments), Series 2021-B, 0.70% 2025 (put 2024)		370	353
Central Florida Expressway Auth., Rev. Bonds, Series 2019-B, 5.00% 2030		1,000	1,127
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022		170	171
City of Daytona Beach, Housing Auth., Multi Family Housing Rev. Bonds (The WM at the River Project), Series 2021-B, 1.25% 2025 (put 2024)		605	582
Dev. Fin. Corp., Healthcare Facs. Rev. Bonds (UF Health - Jacksonville Project), Series 2022-A, 5.00% 2033		1,115	1,215
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2013-A, 5.00% 2022		1,000	1,003
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023		120	124
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2022-A, 5.00% 2025		949	1,022
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2022-A, 5.00% 2026		1,000	1,099
Greater Orlando Aviation Auth., Airport Facs. Rev. Bonds, Series 2016-B, 5.00% 2028		750	825
Higher Educational Facs. Fncg. Auth., Educational Facs. Rev. Ref. Bonds (Nova Southeastern University Project), Series 2016, 5.00% 2026		655	708
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2017-1, 4.00% 2048		980	995
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-1, 4.00% 2049		985	1,002
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050		985	1,009
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051		150	151
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2021-2, 3.00% 2052		2,230	2,192
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds (Special Program), Series 2015-A, 3.50% 2046		35	35
Housing Fin. Corp., Multi Family Mortgage Rev. Bonds (The Canopy at West River Towers 1 & 2), Series 2022-A-2, 3.25% 2026 (put 2025)		519	522
Housing Fin. Corp., Multi Family Mortgage Rev. Bonds (Valencia Park Apartments), Series 2021-A, FHA insured, 0.25% 2023 (put 2022)		630	620
JEA, Electric System Rev. Bonds, Series 2014-A-3, 5.00% 2022		600	609
JEA, Electric System Rev. Bonds, Series 2017-B, 5.00% 2026		500	547
JEA, Electric System Rev. Bonds, Series 2017-B-3, 5.00% 2026		340	373
JEA, Electric System Rev. Bonds, Series 2020-A-3, 5.00% 2030		50	57
JEA, Electric System Rev. Bonds, Series 2021-A, 5.00% 2031		2,095	2,398
JEA, Electric System Rev. Bonds, Series 2021-A-3, 5.00% 2033		625	719
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2033		50	57
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2024		280	278
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2025		285	281
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2026		295	289
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2027		300	291
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.50% 2028		305	293
County of Manatee, University Park Recreation Dist., Non-Ad Valorem Assessment Bonds, Series 2019, BAM insured, 2.625% 2029		315	303
County of Miami-Dade, Aviation Rev. Ref. Bonds, Series 2020-A, 5.00% 2025		1,150	1,230
County of Miami-Dade, Expressway Auth., Toll System Rev. Bonds, Series 2014-A, BAM insured, 5.00% 2026		780	821
County of Miami-Dade, Expressway Auth., Toll System Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2026		760	800

Private Client Services Funds	7

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Florida (continued)
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Platform 3750), Series 2021, 0.25% 2024 (put 2023)	USD	510	$495
County of Miami-Dade, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Sunset Bay Apartments), Series 2021, 0.25% 2023 (put 2022)		420	415
County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2007, 0.32% 2027 (put 2022)		2,205	2,191
County of Miami-Dade, Transit System Sales Surtax Rev. Bonds, Series 2012, 5.00% 2025 (preref. 2022)		25	25
City of Miami Beach, Health Facs. Auth., Hospital Rev. and Rev. Ref. Bonds (Mount Sinai Medical Center of Florida), Series 2014, 5.00% 2027		145	152
Municipal Power Agcy., All-Requirements Power Supply Project Rev. Ref. Bonds, Series 2016-A, 5.00% 2026		1,000	1,093
County of Orange, Health Facs. Auth., Health Care Facs. Rev. Ref. Bonds (Presbyterian Retirement Communities Project), Series 2016, 5.00% 2031		300	319
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 5.00% 2029		320	335
County of Orange, Health Facs. Auth., Rev. Bonds (Presbyterian Retirement Communities Obligated Group Project), Series 2023-A, 5.00% 2031		500	526
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Dunwoodie Place Apartments), Series 2021-A, 0.20% 2024 (put 2023)		200	193
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)		2,000	1,988
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Stratford Point Apartments), Series 2021-B, 0.55% 2025 (put 2024)		635	604
Orlando Utilities Commission, Utility System Rev. Ref. Bonds, Series 2021-B, 1.25% 2046 (put 2028)		1,000	859
Orlando-Orange County Expressway Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2032 (preref. 2023)		1,020	1,054
County of Palm Beach, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Christian Manor), Series 2022, 1.25% 2025 (put 2024)		2,875	2,810
County of Pasco, Connerton West Community Dev. Dist., Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.00% 2026		345	346
County of Pasco, Connerton West Community Dev. Dist., Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.20% 2027		355	361
County of Pasco, Connerton West Community Dev. Dist., Improvement Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 3.25% 2028		370	375
County of Pinellas, Housing Fin. Auth., Multi Family Mortgage Backed Bonds (Jordan Park Apartments), Series 2021-B, 0.65% 2025 (put 2024)		525	500
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)		185	192
City of Pompano Beach, Rev. Bonds (John Knox Village Project), Series 2015, 5.00% 2023		630	648
Counties of St. Johns and Duval, Tolomato Community Dev. Dist., Rev. Ref. Bonds, Series 2018-A-1, Assured Guaranty Municipal insured, 2.625% 2024		1,055	1,051
County of St. Johns, Sweetwater Creek Community Dev. Dist., Capital Improvement Rev. Ref. Bonds, Series 2019-A-1, Assured Guaranty Municipal insured, 2.00% 2022		340	340
City of South Miami, Health Facs. Auth., Hospital Rev. Ref. Bonds (Baptist Health South Florida Obligated Group), Series 2017, 5.00% 2024		500	525
City of Tallahassee, Energy System Rev. Ref. Bonds, Series 2020, 5.00% 2028		1,000	1,131
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2028		215	239
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2029		250	281
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2030		260	295
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2022-A, 5.00% 2026		510	562
Dept. of Transportation, Turnpike Rev. Bonds, Series 2018-A, 5.00% 2026		292	321
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024		430	454
City of Winter Garden, Winter Garden Village at Fowler Groves Community Dev. Dist., Special Assessment Rev. Ref. Bonds, Series 2016, 3.00% 2024		530	529
			45,600

Georgia 2.56%
County of Appling, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Scherer Project), Series 2013-A, 1.50% 2038 (put 2025)		885	854
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)		285	274
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 1995-5, 2.20% 2032		500	466
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Georgia Power Co. Plant Vogtle Project), Series 2013, 2.925% 2053 (put 2024)		600	598

8	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Georgia (continued)
County of Burke, Dev. Auth., Pollution Control Rev. Bonds (Oglethorpe Power Corp. Vogtle Project), Series 2013-A, 1.50% 2040 (put 2025)	USD	685	$661
City of Columbus, Dev. Auth., Multi Family Housing Rev. Bonds (Highland Terrance Phase II Project), Series 2021-B, 0.34% 2025 (put 2024)		425	403
County of Dawson, Dev. Auth., Multi Family Housing Rev. Bonds (Peaks of Dawsonville Project), Series 2021, 0.28% 2023		250	243
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)		140	136
G.O. Bonds, Series 2020-A, 5.00% 2023		160	166
G.O. Rev. Ref. Bonds, Series 2016-E, 5.00% 2026		225	250
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2014-A-1, 4.00% 2044		155	157
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045		125	126
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-A, 4.00% 2047		350	355
City of Lawrenceville, Housing Auth., Multi Family Housing Rev. Bonds (Hearthside Lawrenceville Project), Series 2022, 2.25% 2025 (put 2024)		1,565	1,537
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2018-D, (3-month USD-LIBOR x 0.67 + 0.83%) 1.134% 2048 (put 2023)[2]		155	154
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-B, 4.00% 2049 (put 2024)		980	1,004
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)		1,500	1,529
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2021-C, 4.00% 2052 (put 2028)		2,305	2,349
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2021-A, 4.00% 2052 (put 2027)		1,000	1,028
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 5.00% 2031		415	471
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2029		495	558
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project J Bonds, Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2030		430	489
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2029		120	133
Municipal Electric Auth., Plant Vogtle Units 3 and 4 Project M Bonds, Series 2019-A, 5.00% 2030		115	127
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2024		1,000	1,039
Municipal Electric Auth., Project One Bonds, Series 2019-A, 5.00% 2029		870	970
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2031		785	891
Northwest Georgia Housing Auth., Multi Family Housing Rev. Bonds (Dallas Manor Apartments Project), Series 2021, 0.25% 2024 (put 2023)		120	116
City of Valdosta, Housing Auth., Multi Family Housing Rev. Bonds (TISHCO Rural Rental Housing Portfolio Project), Series 2022, 1.25% 2025 (put 2024)		185	181
County of Walker, Dev. Auth., Multi Family Housing Rev. Bonds (Gateway at Rossville Project), Series 2021-B, 0.46% 2024 (put 2023)		465	448
			17,713

Guam 0.07%
Waterworks Auth., Water and Wastewater System Rev. Bonds, Series 2013, 5.25% 2024		450	463

Hawaii 0.50%
Airports System Rev. Bonds, Series 2018-D, 5.00% 2030		1,000	1,138
City and County of Honolulu, G.O. Bonds (Honolulu Rail Transit Project), Series 2020-B, 5.00% 2031		2,020	2,320
			3,458

Idaho 0.17%
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2031		60	68
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2032		90	103
Housing and Fin. Assn., Grant and Rev. Anticipation Bonds (Federal Highway Trust Fund), Series 2015-A, 5.00% 2022		1,000	1,007
			1,178

Illinois 5.63%
Build Illinois Bonds, Sales Tax Rev. Ref. Bonds, Series 2016-D, 5.00% 2025		475	501
City of Chicago, Board of Education, Unlimited Tax G.O. Bonds (Dedicated Rev.), Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2023		1,100	1,144
City of Chicago, Chicago Midway Airport, Rev. and Rev. Ref. Bonds, Series 2014-B, 5.00% 2028		500	518

Private Client Services Funds	9

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Illinois (continued)
City of Chicago, G.O. Rev. Ref. Bonds, Series 2020-A, 5.00% 2023	USD	560	$569
City of Chicago, Transit Auth., Capital Grant Receipts Rev. Ref. Bonds (Federal Transit Administration Section 5307 Urbanized Area Formula Funds), Series 2021, 5.00% 2024		65	68
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2012, Assured Guaranty Municipal insured, 5.00% 2023		500	501
City of Chicago, Wastewater Transmission Rev. Project Bonds, Series 2014, 5.00% 2028		385	397
City of Chicago, Water Rev. Bonds, Series 2004, 5.00% 2023		200	208
City of Chicago, Water Rev. Ref. Bonds, Series 2014, 5.00% 2023		200	208
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2028		355	393
County of Cook, Community College Dist. No. 508 (City Colleges of Chicago), Unlimited Tax G.O. Bonds, Series 2013, 5.00% 2023		200	207
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2025		110	118
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2027		500	555
Fin. Auth., Academic Fac. Lease Rev. Bonds (Provident Group - UIUC Properties LLC - University of Illinois at Urbana-Champaign Project), Series 2019-A, 5.00% 2028		400	449
Fin. Auth., Rev. Bonds (Advocate Health Care Network), Series 2008-A-1, 4.00% 2030		1,000	1,024
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2025		125	133
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2026		120	130
Fin. Auth., Rev. Bonds (Clean Water Initiative Revolving Fund), Series 2017, 5.00% 2033		500	548
Fin. Auth., Rev. Bonds (Northshore University Heathsystem), Series 2020-A, 5.00% 2033		280	313
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2027		250	268
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)		105	114
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2024		310	323
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 1.14% 2042 (put 2026)[2]		140	140
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026		600	650
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2028		400	440
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2028		1,000	1,064
Fin. Auth., Rev. Bonds (Rush University Medical Center Obligated Group), Series 2015-A, 5.00% 2029		500	531
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2029		800	898
Fin. Auth., Rev. Bonds (The Carle Foundation), Series 2021-A, 5.00% 2030		360	408
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025		270	292
Fin. Auth., Rev. Ref. Bonds (Northwestern Memorial Healthcare), Series 2021-A, 5.00% 2033		365	420
Fin. Auth., Rev. Ref. Bonds (OSF Healthcare System), Series 2015-A, 5.00% 2026		770	828
Fin. Auth., Water Facs. Rev. Ref. Bonds (American Water Capital Corp. Project), Series 2020, 0.70% 2040 (put 2023)		215	210
G.O. Bonds, Series 2014, 5.00% 2022		110	110
G.O. Bonds, Series 2020-B, 5.00% 2029		2,090	2,277
G.O. Bonds, Series 2019-A, 5.00% 2029		1,000	1,089
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2021-C, 0.80% 2026		40	37
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)		810	796
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.44% 2050 (put 2025)[2]		2,000	2,019
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Terrance Senior), Series 2022, 2.375% 2025 (put 2024)		770	763
Housing Dev. Auth., Rev. Bonds, Series 2019-A, 4.25% 2049		1,290	1,323
Housing Dev. Auth., Rev. Bonds, Series 2021-D, 3.00% 2051		1,640	1,608
Metropolitan Pier and Exposition Auth., McCormick Place Expansion Project Rev. Ref. Bonds, Series 2017-B, 5.00% 2025		225	239
Municipal Electric Agcy., Power Supply System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027		1,000	1,072
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2023		620	636
Sales Tax Securitization Corp., Sales Tax Rev. Ref. Bonds, Series 2017-A, 5.00% 2024		1,000	1,043
Sales Tax Securitization Corp., Sales Tax Securitization Rev. Ref. Bonds, Series 2017-A, 5.00% 2023		2,000	2,043
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025		1,180	1,252
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-A, 5.00% 2027		1,250	1,344
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2015-A, 5.00% 2028		1,110	1,191
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2029		440	494
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2024		500	522
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2025		740	785
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2028		635	707
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2018-A, 5.00% 2025		135	144
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2020-A, 5.00% 2028		1,000	1,103

10	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Illinois (continued)
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2005-A, National insured, 5.50% 2023	USD	500	$514
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Ref. Bonds, Series 2015-A, 5.00% 2026		1,120	1,191
Board of Trustees of the University of Illinois, Rev. Ref. Certs. of Part., Series 2008-A, Assured Guaranty Municipal insured, 5.25% 2024		30	30
			38,902

Indiana 1.32%
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022		140	142
Fin. Auth., Hospital Rev. Bonds (Community Health Network Project), Series 2012-A, 5.00% 2042 (preref. 2023)		1,165	1,199
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2021-B, 5.00% 2028		575	645
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2022		130	132
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-1, 5.00% 2023		275	286
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2023		85	88
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-2, 5.00% 2027		335	375
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023		30	31
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023		80	82
Housing and Community Dev. Auth., Collateralized Rev. Bonds (RD Moving Forward Biggs Project), Series 2022, 2.00% 2025 (put 2024)		185	182
Housing and Community Dev. Auth., Collateralized Rev. Bonds (RD Moving Forward Justus Project), Series 2021, 0.33% 2024 (put 2023)		710	691
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2048		1,655	1,696
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049		150	152
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-B, 3.00% 2050		110	108
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-C-1, 3.00% 2052		355	348
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2026		340	366
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2027		330	361
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2028		435	483
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2029		265	298
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2030		435	493
City of Kokomo, Multi Family Housing Rev. Bonds (KHA RAD I Apartments), Series 2021-A, 0.56% 2025 (put 2024)		1,030	990
			9,148

Iowa 0.52%
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.00% 2047		760	776
Fin. Auth., Single Family Mortgage Bonds (Mortgage-Backed Securities Program), Series 2019-D, 3.50% 2049		25	25
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)		2,150	2,270
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2031		320	353
Tobacco Settlement Auth., Tobacco Settlement Asset-Backed Bonds, Series 2021-A-2, 5.00% 2033		135	148
			3,572

Kansas 0.31%
Johnson County Unified School Dist. No. 512, G.O. Rev. Ref. and Improvement Bonds (Shawnee Mission), Series 2015-A, 5.00% 2031 (preref. 2025)		1,000	1,083
Turnpike Auth., Rev. Ref. Bonds, Series 2020-A, 3.00% 2025		950	963
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)		110	111
			2,157

Private Client Services Funds	11

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Kentucky 1.03%
Econ. Dev. Fin. Auth., Health System Rev. Bonds (Norton Healthcare, Inc.), Capital Appreciation Bonds, Series 2000-B, National insured, 0% 2027	USD	1,000	$826
Housing Corp., Multi Family Housing Rev. Bonds (Cambridge Square Project), Series 2021, 0.30% 2024 (put 2024)		365	348
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)		1,575	1,524
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)		635	613
County of Owen, Water Facs. Rev. Ref. Bonds (Kentucky - American Water Co. Project), Series 2019, 2.45% 2039 (put 2029)		750	679
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022		170	172
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)		410	416
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)		1,180	1,197
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)		185	189
Public Energy Auth., Gas Supply Rev. Bonds, Series 2022-A-1, 4.00% 2052 (put 2030)		855	871
Turnpike Auth., Econ. Dev. Road Rev. Ref. Bonds (Revitalization Projects), Series 2022-A, 5.00% 2031		270	311
			7,146

Louisiana 2.27%
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2022		85	86
Parish of East Baton Rouge, Road and Street Improvement Sales Tax Rev. Ref. Bonds, Series 2020, Assured Guaranty Municipal insured, 5.00% 2026		1,250	1,365
Parish of East Baton Rouge, Sewerage Commission, Multi Modal Rev. Ref. Bonds, Series 2021-A, 1.30% 2041 (put 2028)		1,270	1,107
Parish of East Baton Rouge, Sewerage Commission, Rev. Ref. Bonds, Series 2020-A, 5.00% 2026		1,135	1,235
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2017-D-1, 0.60% 2043 (put 2023)		2,000	1,978
Gasoline and Fuels Tax Rev. Ref. Bonds, Series 2022-A, (USD-SOFR x 0.50 + 0.50%) 0.689% 2043 (put 2026)[2]		575	573
Grant Anticipation Rev. Bonds, Series 2021, 5.00% 2023		335	348
Housing Corp., Multi Family Housing Rev. Bonds (Arbours at Lafayette Project), Series 2021, 0.35% 2024 (put 2023)		375	363
Housing Corp., Multi Family Housing Rev. Bonds (Hollywood Acres and Hollywood Heights Projects), Series 2019, 0.55% 2023		750	724
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)		215	208
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2027		1,000	1,116
Local Government Environmental Facs. and Community Dev. Auth., Rev. Ref. Bonds (Entergy Louisiana, LLC Projects), Series 2021-A, 2.00% 2030		105	92
Louisiana Stadium and Exposition Dist., Rev. Ref. Bonds, Series 2013-A, 5.00% 2022		1,500	1,509
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2007-A, 1.65% 2027 (put 2023)		905	893
Public Facs. Auth., Hospital Rev. Ref. Bonds (Lafayette General Health System Project), Series 2016-A, 5.00% 2041 (preref. 2025)		1,000	1,086
Parish of St. Charles, Gulf Opportunity Zone Rev. Bonds (Valero Project), Series 2010, 4.00% 2040 (put 2022)		2,000	2,003
Parish of St. John the Baptist, Rev. Ref. Bonds (Marathon Oil Corp. Project), Series 2017-B-1, 2.125% 2037 (put 2024)		285	277
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 3.00% 2022		115	116
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2023		105	108
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2024		80	85
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 4.00% 2025		145	151
City of Shreveport, Water and Sewer Rev. Bonds, Series 2019-B, Assured Guaranty Municipal insured, 5.00% 2026		140	154
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023		90	92
			15,669

Maine 0.08%
Housing Auth., Mortgage Purchase Bonds, Series 2017-A, 4.00% 2047		300	305
Turnpike Auth., Turnpike Rev. Ref. Bonds, Series 2022, 5.00% 2031		195	227
			532

12	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Maryland 1.38%
County of Anne Arundel, G.O. Rev. Ref. Water and Sewer Bonds, Series 2022, 5.00% 2026	USD	885	$970
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2014-C, 4.00% 2044		190	193
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 3.25% 2050		600	598
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-C, 3.00% 2051		783	769
G.O. Rev. Ref. Bonds, State and Local Facs. Loan of 2021, Series 2022-D-2, 4.00% 2029		585	635
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2017-A, 4.00% 2048		500	508
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2049		1,355	1,379
County of Prince George, Certs. of Part. (Behavioral Health Fac. and Capital Equipment), Series 2021, 5.00% 2024		165	175
Dept. of Transportation, Consolidated Transportation Bonds, Series 2018-2, 5.00% 2026		1,000	1,104
Transportation Auth., Transportation Facs. Projects Rev. Bonds, Series 2020. 5.00% 2033		745	850
Washington Suburban Sanitary Dist., Consolidated Public Improvement Bonds, Series 2021, 5.00% 2030		2,000	2,335
			9,516

Massachusetts 0.46%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)		180	175
Dev. Fin. Agcy., Rev. Bonds (Mass General Brigham, Inc.), Series 2019-T-1, 1.04% 2049 (put 2026)[2,3]		235	235
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2024		615	650
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.30% 2023		50	48
Housing Fin. Agcy., Housing Green Bonds, Series 2021-A-2, 0.40% 2024		65	62
Housing Fin. Agcy., Housing Green Bonds, Series 2021-B-2, 0.75% 2025		55	52
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 169, 4.00% 2044		85	85
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 172, 4.00% 2045		235	238
Massachusetts Bay Transportation Auth., Sales Tax Green Bond Anticipation Notes, Series 2021, 4.00% 2025		455	474
Transportation Fund Rev. Ref. Bonds, Series 2021-A, 5.00% 2029		1,000	1,145
			3,164

Michigan 2.66%
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)		185	186
Fin. Auth., Hospital Rev. and Rev. Ref. Bonds (Trinity Health Credit Group), Series 2017-A, 5.00% 2047 (preref. 2022)		2,555	2,604
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022		40	40
Fin. Auth., Local Government Loan Program Rev. Bonds (Detroit Water and Sewerage Dept., Sewage Disposal System Rev. Ref. Local Project Bonds), Series 2015-C, 5.00% 2027		250	268
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2026		105	112
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A, 5.00% 2028		1,000	1,083
Fin. Auth., Tobacco Settlement Asset-Backed Bonds, Series 2020-A-1, 5.00% 2029		205	224
Great Lakes Water Auth., Water Supply System Rev. Bonds, Series 2020-B, 5.00% 2032		500	563
Hospital Fin. Auth., Hospital Rev. Bonds (Trinity Health Credit Group), Series 2009-B, 5.00% 2048 (preref. 2022)		615	617
Hospital Fin. Auth., Hospital Rev. Ref. Bonds (Trinity Health Credit Group), Series 2008-C, 5.00% 2022		475	484
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)		1,000	991
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2019-A-1, 1.50% 2022		1,195	1,193
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025		185	175
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2016-B, 3.50% 2047		415	418
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048		240	241
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-A, 4.00% 2048		565	575
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049		1,580	1,619
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2049		775	795
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2050		1,410	1,417
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052		2,125	2,090
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2023		300	307

Private Client Services Funds	13

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Michigan (continued)
Board of Trustees of Michigan State University, Rev. Bonds, Series 2019-B, 5.00% 2030	USD	700	$786
Strategic Fund, Limited Obligation Rev. Ref. Bonds (Detroit Edison Co. Pollution Control Bonds Project), Series 1995-CC, 1.45% 2030		1,630	1,358
Trunk Line Fund Bonds, Series 2021-A, 5.00% 2031		230	270
			18,416

Minnesota 1.31%
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)		535	526
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2014-B, 4.00% 2038		220	224
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2015-B, 3.50% 2046		575	578
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-B, 4.00% 2047		465	472
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048		355	360
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2017-E, 4.00% 2048		275	280
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049		1,490	1,528
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2019-B, 4.25% 2049		700	718
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-E, 3.50% 2050		260	261
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-B, 3.00% 2051		525	517
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-D, 3.00% 2052		1,185	1,167
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2021-H, 3.00% 2052		880	864
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2022-A, 3.00% 2052		350	343
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)		300	299
Municipal Gas Agcy., Commodity Supply Rev. Bonds, Series 2022-A, 4.00% 2052 (put 2027)		875	904
			9,041

Mississippi 0.54%
Business Fin. Corp., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004, 0.70% 2029 (put 2026)		1,460	1,288
Gaming Tax Rev. Bonds, Series 2019-A, 5.00% 2023		850	880
Gaming Tax Rev. Ref. Bonds, Series 2015-E, 5.00% 2026		500	536
Home Corp., Collateralized Multi Family Housing Rev. Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)		230	226
Home Corp., Multi Family Housing Rev. Bonds (Southwest Village Apartments Project), Series 2022-2, 1.30% 2025 (put 2024)		215	213
Home Corp., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2048		575	586
			3,729

Missouri 0.85%
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (BJC Health System), Series 2021-B, 5.00% 2052 (put 2028)		2,360	2,597
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041		1,105	1,115
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2017-B, 3.25% 2047		252	249
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2020-A, 3.50% 2050		530	533
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052		560	551
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-C, 3.25% 2052		185	184
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-A, 3.75% 2038		105	106
City of St. Louis, Airport Rev. Ref. Bonds (Lambert-St. Louis International Airport), Series 2019-C, 5.00% 2031		500	555
			5,890

14	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Montana 0.23%
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044	USD	105	$106
Board of Housing, Single Family Mortgage Bonds, Series 2020-C, 3.00% 2050		290	287
Board of Housing, Single Family Mortgage Bonds, Series 2022-A, 3.00% 2052		1,200	1,177
			1,570

Nebraska 0.70%
Central Plains Energy Project, Gas Project Rev. Bonds (Project No. 3), Series 2012, 5.00% 2032 (preref. 2022)		1,190	1,202
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2013-A, 3.00% 2043		10	10
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044		80	81
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2015-C, 3.50% 2045		225	227
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046		15	15
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048		1,605	1,634
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2048		570	581
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050		1,100	1,082
			4,832

Nevada 0.70%
Clark County School Dist., Limited Tax G.O. School Bonds, Series 2015-D, 5.00% 2022		500	502
County of Clark, Airport System Rev. Ref. Bonds (McCarran International Airport), Series 2021-A, 5.00% 2033		760	862
County of Clark, Las Vegas-McCarran International Airport, Passenger Fac. Charge Rev. Ref. Bonds, Series 2019-E, 5.00% 2029		770	870
County of Clark, Pollution Control Rev. Ref. Bonds (Nevada Power Co. Projects), Series 2017, 1.65% 2036 (put 2023)		1,355	1,349
City of Henderson, Local Improvement Dist. No. T-17 (Madeira Canyon), Limited Obligation Rev. Ref. Bonds, Series 2017, 2.00% 2023		420	415
Housing Division, Multi Family Housing Rev. Bonds (Southwest Village Apartments), Series 2021, 0.47% 2024 (put 2023)		200	194
Las Vegas Valley Water Dist., Limited Tax G.O. Water Rev. Ref. Bonds, Series 2020-A, 5.00% 2024		595	627
County of Washoe, Gas and Water Facs. Rev. Ref. Bonds (Sierra Pacific Power Co. Projects), Series 2016-B, 3.00% 2036 (put 2022)		10	10
			4,829

New Hampshire 0.18%
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire Issue), Series 2017-A, 5.00% 2022		500	503
Health and Education Facs. Auth., Rev. Bonds (University System of New Hampshire Issue), Series 2017-A, 5.00% 2023		600	619
National Fin. Auth., Municipal Certs., Series 2020-1, Class A, 4.125% 2034		97	100
			1,222

New Jersey 0.97%
Econ. Dev. Auth., School Facs. Construction Bonds, Series 2021-QQQ, 5.00% 2029		500	548
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-A, 1.00% 2023		2,025	1,988
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Browns Woods Apartments Project), Series 2021-A, 1.25% 2024 (put 2023)		395	387
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048		310	321
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2019-C, 4.75% 2050		185	193
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2022		1,185	1,188
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2023		500	511
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2029		225	243
Transportation Trust Fund Auth., Transportation System Bonds, Series 2019-A, 5.00% 2028		750	822
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028		240	261
Turnpike Auth., Turnpike Rev. Bonds, Series 2014-A, 5.00% 2028		230	241
			6,703

Private Client Services Funds	15

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
New Mexico 1.38%
Albuquerque Municipal School Dist. No. 12, G.O. School Bonds, Series 2021-A, 5.00% 2027	USD	400	$447
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan and Four Corners Projects), Series 2016-B, 2.15% 2033		1,130	936
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-D, 1.10% 2040 (put 2023)		500	491
City of Farmington, Pollution Control Rev. Ref. Bonds (Public Service Co. of San Juan Project), Series 2010-E, 1.15% 2040 (put 2024)		2,615	2,507
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2018-B-1, Class I, 4.00% 2049		720	733
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-C-1, Class I, 4.00% 2050		125	127
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050		2,130	2,186
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-A, Class I, 3.00% 2052		840	827
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2021-C, Class I, 3.00% 2052		260	256
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)		960	1,013
			9,523

New York 8.06%
Build NYC Resource Corp., Rev. Ref. Bonds (Ethical Culture Fieldston School Project), Series 2015, 5.00% 2024		395	413
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-A, 5.00% 2028		1,000	1,122
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A, 5.00% 2030		2,000	2,289
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2017-B, 5.00% 2030		1,500	1,652
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2019-D, 5.00% 2030		605	692
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-A-2, 5.00% 2031		165	189
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2022-A, 5.00% 2032		565	656
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2018-H, 2.75% 2022		480	482
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2019-P, 1.55% 2023		610	602
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-E, 0.85% 2024		345	331
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025		4,500	4,158
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-M-2, 0.75% 2025		275	256
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)		690	633
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-I-2, 0.70% 2056 (put 2025)		380	349
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-J-2, 1.10% 2061 (put 2027)		1,900	1,721
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 1.70% 2030		410	335
Liberty Dev. Corp., Liberty Rev. Ref. Green Bonds (4 World Trade Center Project), Series 2021-A, 1.90% 2031		195	158
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 1.068% 2033 (put 2023)[2]		1,000	995
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 1.068% 2033 (put 2023)[2]		840	836
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-C, 5.00% 2023		375	389
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2032 (preref. 2022)		1,000	1,018
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2014-D-2, (SIFMA Municipal Swap Index + 0.45%) 0.89% 2044 (put 2022)[2]		750	750
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2015-A-2, 5.00% 2045 (put 2030)		2,180	2,375
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-C, 5.00% 2047 (preref. 2022)		1,100	1,120
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.737% 2032 (put 2024)[2]		880	880
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.987% 2032 (put 2026)[2]		315	313
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2023		305	316
Metropolitan Transportation Auth., Transportation Rev. Ref. Green Bonds, Series 2017-C-1, 5.00% 2027		535	579
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044		865	870
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045		1,455	1,434
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 203, 3.50% 2047		840	845
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047		670	687
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 239, 3.25% 2051		205	203
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 242, 3.50% 2052		435	436
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2028		1,000	1,121
New York City G.O. Bonds, Series 2018-A, 5.00% 2028		565	625
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2030		2,350	2,682
New York City G.O. Bonds, Series 2018-E-1, 5.00% 2031		1,635	1,807
New York City G.O. Bonds, Series 2022-C, 5.00% 2031		1,000	1,151
New York City G.O. Bonds, Series 2020-C-1, 5.00% 2032		1,750	1,986

16	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
New York (continued)
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2032	USD	1,435	$1,649
New York City G.O. Bonds, Series 2008-L-5, 5.00% 2032		100	115
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2033		95	109
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)		290	311
New York City Health and Hospitals Corp., Health System Bonds, Series 2020-A, 5.00% 2024		375	392
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (8 Spruce Street), Series 2014-E, 3.50% 2048		320	310
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022		160	160
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)		325	301
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)		700	651
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds (Sustainable Dev. Bonds), Series 2021-F-2, 0.60% 2061 (put 2025)		835	770
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-DD, 5.00% 2026		75	82
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-DD, 5.00% 2029		465	531
New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2022-EE, 5.00% 2030		580	669
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022		35	35
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023		65	67
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-F-1, 5.00% 2024		1,025	1,089
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-1, 5.00% 2025		105	114
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2030		355	408
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2031		760	870
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2031		195	226
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-A-1, 5.00% 2032		910	1,048
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-C-1, 5.00% 2032		110	125
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2022-D-1, 5.00% 2033		180	206
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-B-1, 5.00% 2034		795	903
Town of Oyster Bay, Public Improvement Rev. Ref. Bonds, Series 2021, 4.00% 2023		140	142
Public Housing Capital Fund Rev. Trust I, Trust Certs., Series 2012, 4.50% 2022[3]		20	20
Suffolk County Econ. Dev. Corp., Rev. Ref. Bonds (Peconic Landing at Southold, Inc. Project), Series 2010, 3.125% 2025		225	226
City of Troy Capital Resource Corp., Rev. Ref. Bonds (Rensselaer Polytechnic Institute Project), Series 2020-A, 5.00% 2030		155	175
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2028		295	331
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2032		1,000	1,135
Urban Dev. Corp., State Personal Income Tax Rev. Bonds (General Purpose), Series 2020-C, 5.00% 2033		1,275	1,439
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025		130	136
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe Limited Partnership Project), Series 2021, 0.28% 2024 (put 2023)		1,550	1,516
			55,717

North Carolina 1.75%
City of Burlington, Housing Auth., Multi Family Housing Rev. Bonds (Thetford Portfolio), Series 2021, 0.30% 2024 (put 2022)		1,130	1,115
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)		80	78
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)		1,725	1,682
Hospital Auth., Health Care Rev. Bonds (Charlotte-Mecklenburg Hospital), Series 2021-D, 5.00% 2049 (put 2031)		1,170	1,325
Housing Fin. Agcy., Home Ownership Rev. Bonds, Series 40, 4.25% 2047		790	810
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047		860	874
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050		705	720
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)		405	397
Raleigh-Durham Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022		1,705	1,705
University of North Carolina at Chapel Hill, General Rev. Bonds, Series 2012-B, (1-month USD-LIBOR x 0.67 + 0.40%) 0.705% 2041 (put 2022)[2]		1,480	1,477

Private Client Services Funds	17

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
North Carolina (continued)
University of North Carolina at Charlotte, General Rev. Ref. Bonds, Series 2017-A, 5.00% 2023	USD	1,000	$1,040
County of Wake, Limited Obligation Bonds, Series 2021, 5.00% 2023		675	692
City of Winston-Salem, Water and Sewer System Rev. Ref. Bonds, Series 2020-A, 5.00% 2026		140	154
			12,069

North Dakota 0.57%
County of Cass, Joint Water Resource Dist., Temporary Rev. Ref. Improvement Bonds, Series 2021-A, 0.48% 2024		800	762
City of Grand Forks, Health Care System Rev. Bonds, Series 2021, 5.00% 2030		280	311
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046		850	855
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-B, 4.00% 2036		170	172
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-D, 4.00% 2048		270	275
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2017-F, 4.00% 2048		205	209
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2019-A, 4.25% 2049		155	159
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-B, 3.00% 2052		750	734
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-A, 3.00% 2052		440	433
			3,910

Ohio 2.35%
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-B, 1.375% 2026 (put 2024)		200	189
Air Quality Dev. Auth., Air Quality Rev. Bonds (Ohio Valley Electric Corp. Project), Series 2009-C, 1.50% 2026 (put 2025)		50	46
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. Bonds (Summa Health Obligated Group), Series 2020, 5.00% 2028		680	743
Akron, Bath and Copley Joint Township Hospital Dist., Hospital Facs. Rev. Ref. Bonds (Summa Health Obligated Group), Series 2020, 5.00% 2030		350	388
County of Allen, Hospital Facs. Rev. Bonds (Bon Secours Mercy Health, Inc.), Series 2020-A, 5.00% 2030		400	449
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-A, 5.00% 2022		810	817
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-A, 5.00% 2027		570	628
County of Allen, Hospital Facs. Rev. Bonds (Mercy Health), Series 2017-B, 5.00% 2047 (put 2022)		575	575
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2029		180	205
Capital Facs. Lease Appropriation Bonds, Series 2021-A, 5.00% 2030		115	133
City of Dayton, Metropolitan Housing Auth., Multi Family Housing Rev. Bonds (Southern Montgomery Apartments Project), Series 2021-A, 0.32% 2024 (put 2023)		200	193
County of Hamilton, Hospital Facs. Rev. Bonds (UC Health), Series 2014, 5.00% 2025		400	417
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2024		40	41
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2030		280	320
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)		200	196
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Franklin Manor North Project), Series 2021, 0.25% 2024 (put 2023)		440	425
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)		305	294
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Marianna Terrace Apartments), Series 2022-A, 1.30% 2025 (put 2024)		1,017	992
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)		655	646
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048		280	285
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049		560	578
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050		585	593
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-C, 3.25% 2051		860	854
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2028		700	797
Major New State Infrastructure Project Rev. Bonds, Series 2019-1, 5.00% 2029		300	346
Miami University, General Receipts and Rev. Ref. Bonds, Series 2022-A, 5.00% 2031		335	389
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2030		75	85
North East Ohio Regional Sewer Dist., Wastewater Improvement Rev. and Rev. Ref. Bonds, Series 2014, 5.00% 2044 (preref. 2024)		1,000	1,065

18	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Ohio (continued)
Public Facs. Commission, Higher Education G.O. Bonds, Series 2015-C, 5.00% 2028	USD	1,000	$1,069
Rev. Bonds (Premier Health Partners Obligated Group), Series 2020, 5.00% 2033		85	94
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025		115	118
Turnpike and Infrastructure Commission, Turnpike Rev. Ref. Bonds (Infrastructure Projects), Series 2022-A, 5.00% 2029		1,085	1,203
Turnpike and Infrastructure Commission, Turnpike Rev. Ref. Bonds (Infrastructure Projects), Series 2022-A, 5.00% 2030		325	364
Turnpike and Infrastructure Commission, Turnpike Rev. Ref. Bonds (Infrastructure Projects), Series 2022-A, 5.00% 2031		485	548
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023		155	160
			16,245

Oklahoma 0.11%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023		595	615
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2032		120	136
			751

Oregon 1.17%
Dept. of Administrative Services, State Lottery Rev. Bonds, Series 2015-A, 5.00% 2026		330	353
County of Deschutes, Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2029		225	243
County of Deschutes, Deschutes Public Library Dist., G.O. Bonds, Series 2021, 4.00% 2030		265	287
Facs. Auth., Rev. Bonds (University of Portland Projects), Series 2015-A, 5.00% 2031		600	638
G.O. Bonds (Veteran’s Welfare Bonds Series 99B), Series 2020, 3.50% 2050		270	271
G.O. Bonds (Veteran’s Welfare Bonds Series 108), Series 2021-O, 3.00% 2051		2,095	2,044
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Anna Mann Apartments Project), Series 2021-AA, 0.75% 2041 (put 2024)		1,400	1,324
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)		460	442
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)		175	172
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2017-A, 4.00% 2047		595	604
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2016-A, 4.00% 2047		385	391
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2018-A, 4.50% 2049		135	138
Housing and Community Services Dept., Mortgage Rev. Bonds (Single Family Mortgage Program), Series 2020-C, 3.00% 2052		1,210	1,194
			8,101

Pennsylvania 2.18%
County of Allegheny, Sanitary Auth., Sewer Rev. Bonds, Series 2020-A, 5.00% 2026		500	546
County of Berks, G.O. Bonds, Series 2015, 4.00% 2027 (preref. 2023)		35	36
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.53% 2030 (put 2025)[2]		195	193
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.53% 2031 (put 2025)[2]		265	262
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.53% 2032 (put 2025)[2]		205	203
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)		150	156
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)		130	136
Fncg. Auth., Rev. Bonds, Series 2013-A-2, 5.00% 2027 (preref. 2022)		500	502
Fncg. Auth., Rev. Bonds, Series 2013-A-2, 5.00% 2042 (preref. 2022)		580	582
General Auth. of Southcentral Pennsylvania, Rev. Bonds (Wellspan Health Obligated Group), Series 2019-B, (SIFMA Municipal Swap Index + 0.60%) 1.04% 2049 (put 2024)[2]		455	453
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046		870	883
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050		965	954
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-137, 3.00% 2051		975	950
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-135-A, 3.00% 2051		220	217

Private Client Services Funds	19

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Pennsylvania (continued)
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2022-138-A, 3.00% 2052	USD	2,340	$2,276
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)		1,030	1,002
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)		330	320
County of Lehigh, General Purpose Auth., Rev. Bonds (The Good Shepherd Group), Series 2021-A, 4.00% 2023		95	97
County of Montgomery, Higher Education and Health Auth., Rev. Bonds (Thomas Jefferson University), Series 2022-B, 4.00% 2035		110	111
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Foulkeways at Gwynedd Project), Series 2016, 5.00% 2026		400	421
County of Montgomery, Industrial Dev. Auth., Rev. Bonds (Waverly Heights Ltd.), Series 2019, 4.00% 2023		125	128
County of Northampton, General Purpose Auth., Hospital Rev. Bonds (St. Luke’s University Health Network Project), Series 2018-B, (1-month USD-LIBOR x 0.70 + 1.04%) 1.358% 2048 (put 2022)[2]		175	175
City of Philadelphia, Hospitals and Higher Education Facs. Auth., Rev. Bonds (Temple University Health System Obligated Group), Series 2022, Assured Guaranty Municipal insured, 5.00% 2035		155	172
Philadelphia School Dist., G.O. Bonds, Series 2019-A, 5.00% 2022		1,050	1,062
Philadelphia School Dist., G.O. Bonds, Series 2016-F, 5.00% 2025		415	444
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2030		260	295
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2031		125	143
Philadelphia School Dist., G.O. Rev. Ref. Bonds, Series 2016-F, 5.00% 2023		1,500	1,552
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-C, 5.00% 2029		220	250
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2030		165	190
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2031		295	340
			15,051

Puerto Rico 0.02%
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 5.00% 2030		40	45
Industrial, Tourist, Educational, Medical and Environmental Control Facs. Fncg. Auth., Hospital Rev. and Rev. Ref. Bonds (Hospital Auxilio Mutuo Obligated Group Project), Series 2021, 5.00% 2031		65	73
			118

Rhode Island 0.31%
Commerce Corp., Grant Anticipation Rev. Ref. Bonds (Dept. of Transportation), Series 2016-A, 5.00% 2023		500	516
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 75-A, 3.00% 2051		1,525	1,500
Housing and Mortgage Fin. Corp., Multi Family Dev. Bonds, Series 2021-A-1, 0.45% 2040 (put 2023)		160	155
			2,171

South Carolina 1.53%
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Haven at Congaree Pointe), Series 2022, 2.25% 2043 (put 2025)		1,884	1,841
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)		460	448
City of Columbia, Waterworks and Sewer System Rev. Bonds, Series 2019-A, 5.00% 2028		100	113
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-A, 4.00% 2047		310	315
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2017-B, 4.00% 2047		85	86
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050		720	736
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052		640	629
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2022-A, 4.00% 2052		710	728
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036		435	442
Housing Fin. and Dev. Auth., Multi Family Housing Rev. Bonds (Villages at Congaree Pointe Project), Series 2021-B, 1.25% 2025 (put 2024)		415	403
Lexington County Health Services Dist., Inc., Hospital Rev. Ref. Bonds, Series 2017, 5.00% 2022		600	610
Lexington County Health Services Dist., Inc., Hospital Rev. Ref. Bonds, Series 2017, 5.00% 2024		500	529
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)		180	183
Public Service Auth., Improvement Rev. Obligations, Series 2021-B, 5.00% 2029		520	588
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2022		350	357
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2023		125	130

20	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
South Carolina (continued)
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028 (preref. 2022)	USD	510	$512
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2012-D, 5.00% 2028 (preref. 2022)		490	491
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028		100	106
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2022-A, 5.00% 2029		180	204
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2022-A, 5.00% 2031		455	522
City of Spartanburg, Housing Auth., Multi Family Housing Rev. Bonds (Connecticut Village Apartments), Series 2022, 1.05% 2025 (put 2023)		100	98
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2030		310	347
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2032		130	147
			10,565

South Dakota 1.00%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044		420	426
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2016-D, 3.50% 2046		705	709
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2017-B, 4.00% 2047		1,025	1,042
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048		1,295	1,337
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2019-B, 4.00% 2049		280	285
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051		2,195	2,160
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2020-C, 3.50% 2051		935	939
			6,898

Tennessee 0.81%
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042		420	427
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-2-B, 4.00% 2042		410	417
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 4.00% 2046		390	397
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2020-3-A, 3.50% 2050		105	105
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 3.75% 2050		420	426
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2019-1, 4.25% 2050		750	769
County of Knox, Health, Educational and Housing Fac. Board, Multi Family Housing Rev. Bonds (Farragut Pointe Apartments Project), Series 2021, 0.65% 2026 (put 2024)		845	797
City of Knoxville Community Dev. Corp., Collateralized Multi Family Housing Rev. Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)		155	149
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2021-A, 5.00% 2031		415	466
Tennessee Energy Acquisition Corp., Commodity Project Rev. Bonds, Series 2021-A, 5.00% 2052 (put 2031)		1,500	1,632
			5,585

Texas 12.44%
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)		65	64
Alvarado Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023		795	814
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2025		600	642
Alvin Independent School Dist., Unlimited Tax Schoolhouse and Rev. Ref. Bonds, Series 2020, 5.00% 2027		225	250
Angleton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2025		620	662
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2023		885	922
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2024		400	425
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2026		400	436
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2028		595	668
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2019-A, 5.00% 2029		235	267
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2026		1,900	2,078
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2027		1,000	1,109
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2029		510	579
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Responsive Education Solutions), Series 2021-A, 5.00% 2030		485	557

Private Client Services Funds	21

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Texas (continued)
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2028	USD	650	$730
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2017-B, 5.00% 2026		450	494
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2027		460	484
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2017-B, 5.00% 2027		250	276
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2028		475	500
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Uplift Education), Series 2019-A, 4.00% 2029		395	415
Arlington Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2026		325	354
City of Arlington, Permanent Improvement Bonds, Series 2021-A, 5.00% 2030		140	162
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)		1,000	978
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2030		160	185
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030		740	799
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2030		110	128
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2021, 5.00% 2031		335	392
Beaumont Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2026		1,500	1,636
County of Bexar, Hospital Dist., Limited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2031		480	532
Cameron County Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)		205	199
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)		920	881
Carroll Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2026		970	1,058
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023		230	236
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2021-D, 5.00% 2030		320	354
Central Texas Regional Mobility Auth., Rev. Ref. Bonds, Series 2021-D, 5.00% 2032		520	579
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)		205	190
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 5.00% 2028		1,100	1,220
Clifton Higher Education Fin. Corp., Education Rev. and Ref. Bonds (Idea Public Schools), Series 2017, 5.00% 2027		1,360	1,498
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2023		25	26
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2024		30	32
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2018, 5.00% 2025		500	536
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2025		30	32
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2019, 5.00% 2026		1,000	1,086
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2026		25	27
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2027		30	33
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2028		15	17
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2029		230	259
Corpus Christi Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020, 5.00% 2027		675	756
Port of Corpus Christi Auth. of Nueces County, Rev. Bonds, Series 2018-A, 5.00% 2027		490	543
Crowley Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2025		1,000	1,078
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2028		310	350
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2029		400	457
Crowley Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031		260	296
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Improvement Bonds, Series 2013-B, 4.00% 2039		1,000	1,001
City of Dallas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Estates at Shiloh), Series 2019, 1.25% 2037 (put 2023)		430	425
City of Dallas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)		675	666
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023		120	124
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022		155	156
City of Denton, Utility System Rev. Bonds, Series 2017, 5.00% 2028		2,000	2,191
Eagle Mountain-Saginaw Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2027		600	671
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026		500	530
Fort Bend Grand Parkway Toll Road Auth., Limited Contract Tax and Toll Road Rev. Ref. Bonds, Series 2021-A, 4.00% 2032		185	200
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2021-B, 0.72% 2051 (put 2026)		515	467
Fort Bend Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2020-B, 0.875% 2050 (put 2023)		340	320

22	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Texas (continued)
G.O. Water Financial Assistance Rev. Ref. Bonds, Series 2021-B, 4.00% 2028	USD	175	$182
City of Galveston Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)		510	481
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2028		80	89
City of Garland, Electric Utility System Rev. Ref. Bonds, Series 2021-A, 5.00% 2031		150	173
City of Garland, Tax and Rev. Certs. of Obligation, Series 2021, 5.00% 2024		135	141
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2014-B, 0.60% 2035 (put 2026)		340	309
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.15% 2049 (put 2022)		555	551
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)		185	185
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)		330	310
Harris County Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2020, 5.00% 2022		1,000	1,003
Harris County Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-2, (SIFMA Municipal Swap Index + 0.57%) 1.01% 2049 (put 2024)[2]		1,000	1,003
Harris County Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Texas Children’s Hospital), Series 2019-B, 5.00% 2041 (put 2024)		1,000	1,056
Harris County Cultural Education Facs. Fin. Corp., Hospital Rev. Ref. Bonds (Memorial Hermann Health System), Series 2013-B, (SIFMA Municipal Swap Index + 0.90%) 1.34% 2022[2]		250	250
Harris County Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2019-A, (3-month USD-LIBOR x 0.70 + 0.65%) 0.968% 2046 (put 2024)[2]		535	535
Harris County Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)		455	444
Harris County Health Facs. Dev. Corp., Rev. Ref. Bonds (CHRISTUS Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.05% 2031[2]		125	125
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)		185	179
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)		345	343
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)		630	603
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (The Park at Kirkstall), Series 2021, 0.65% 2025 (put 2024)		870	821
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2019-A, 4.75% 2049		1,090	1,127
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052		2,275	2,236
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050		1,200	1,227
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051		350	351
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052		850	833
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)		255	237
City of Houston Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)		325	315
City of Houston, Combined Utility System Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2027		500	548
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 5.00% 2027		550	614
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2028		225	238
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2030		25	27
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2031		10	11
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2027		1,050	1,151
City of Houston, Memorial City Redev. Auth., Tax Increment Contract Rev. and Rev. Ref. Bonds, Series 2019, Assured Guaranty Municipal insured, 5.00% 2028		250	276
County of Kaufman, Unlimited Tax Road Bonds, Series 2020, 5.00% 2031		115	130
Kilgore Independent School Dist., Unlimited Tax School Building Bonds, Series 2022, 5.00% 2026		205	223
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023		575	589
Lower Colorado River Auth., Rev. Ref. Bonds, Series 2022, Assured Guaranty Municipal insured, 5.00% 2032		380	438
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2016, 5.00% 2022		460	461
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2018, 5.00% 2024		255	267

Private Client Services Funds	23

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Texas (continued)
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2026	USD	1,000	$1,086
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2020, 5.00% 2027		1,750	1,933
Lower Colorado River Auth., Transmission Contract Rev. Ref. Bonds (LCRA Transmission Services Corp. Project), Series 2021-A, 5.00% 2031		570	654
Lumberton Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2029		245	279
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)		325	296
Midland County Public Fac. Corp., Multi Family Housing Rev. Bonds (Palladium at West Francis), Series 2020, 0.35% 2024 (put 2023)		1,000	970
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026		415	445
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022		660	670
Nederland Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031		195	224
New Hope Cultural Education Facs. Fin. Corp., Retirement Fac. Rev. Bonds (Westminster Project), Series 2016, 5.00% 2028		235	248
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)		220	207
North East Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 2.375% 2047 (put 2022)		500	501
North East Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2019-A, 4.00% 2032		215	228
North Fort Bend Water Auth., Water System Rev. and Rev. Ref. Bonds, Series 2021, BAM insured, 5.00% 2031		435	506
North Harris County Regional Water Auth., Rev. and Rev. Ref. Bonds, Series 2016, 5.00% 2034		950	1,035
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022		170	172
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026		500	520
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2015-A, 5.00% 2030		300	316
North Texas Tollway Auth., System Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2008-D, Assured Guaranty insured, 0% 2030		500	384
Northside Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2027		850	949
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2030		175	202
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2031		105	121
Northwest Independent School Dist., Unlimited Tax School Building Bonds, Series 2013, 5.00% 2038 (preref. 2023)		700	718
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)		755	730
Pasadena Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2019, 5.00% 2029		260	296
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038		1,000	1,021
Plano Public Fac. Corp., Multi Family Housing Rev. Bonds (K Avenue Lofts), Series 2021, 0.65% 2041 (put 2024)		1,000	1,000
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2023)		415	413
Round Rock Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022		600	605
City of San Antonio Housing Trust Fin. Corp., Multi Family Housing Rev. Bonds (The Arbors at West Avenue Apartments), Series 2022, 1.45% 2026 (put 2025)		370	356
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)		475	486
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2022, 5.00% 2023		295	301
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2022, 5.00% 2027		180	198
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2016, 5.00% 2028		1,000	1,091
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2022, 5.00% 2028		115	128
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2022, 5.00% 2029		125	141
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2018, 2.75% 2048 (put 2022)		250	251
City of San Antonio, Water System Rev. Ref. Bonds, Series 2019-C, 5.00% 2022		185	185
Spring Independent School Dist., Unlimited Tax School Building Bonds, Series 2019, 5.00% 2031		465	525
Tarrant County Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Christus Health), Series 2018-A, 5.00% 2023		850	878
Board of Regents of the Texas A&M University System, Rev. Fncg. System Bonds, Series 2017-E, 5.00% 2022		1,425	1,427
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023		270	277
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024		90	94
Transportation Commission, Highway Improvement G.O. Bonds, Series 2016-A, 5.00% 2028		200	217
Travis County Strategic Housing Fin. Corp., Multi Family Housing Rev. Bonds (Yager Flats), Series 2021, 0.46% 2041 (put 2025)		3,000	2,709
Trinity River Public Fac. Corp., Multi Family Housing Rev. Bonds (Cowan Place Apartments), Series 2021, 0.28% 2024 (put 2023)		500	482
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2025		240	257

24	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Texas (continued)
Board of Regents of the University of North Texas System, Rev. Fncg. System Rev. Ref. and Improvement Bonds, Series 2018-A, 5.00% 2026	USD	760	$826
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2018-A, 5.00% 2029		990	1,115
Water Dev. Board, State Water Implementation Rev. Fund, Rev. Bonds (Master Trust), Series 2021, 5.00% 2032		1,040	1,212
			85,999

Utah 1.11%
Board of Higher Education, General Rev. Green Bonds (University of Utah), Series 2022-A, 5.00% 2033		1,750	2,023
Canyons School Dist., Board of Education, G.O. Bonds (Utah School Bond Guaranty Program), Series 2021-A, 5.00% 2027		80	90
Canyons School Dist., Local Building Auth., Lease Rev. Bonds, Series 2021, 5.00% 2029		1,000	1,148
Housing Corp., Multi Family Housing Rev. Bonds (Fellowship Manor Apartments), Series 2022, 2.00% 2024 (put 2023)		2,000	1,984
Housing Corp., Multi Family Housing Rev. Bonds (Three Link Towers Apartments), Series 2022, 2.00% 2024 (put 2023)		584	579
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2015-D-2, 4.00% 2045		135	137
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2025		450	480
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2026		620	672
School Fin. Auth., Charter School Rev. Bonds (Utah Charter Academies Project), Series 2018, 4.00% 2022		335	338
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023		80	83
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2026		95	103
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2030		25	29
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2031		20	23
			7,689

Vermont 0.06%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2018-A, 4.00% 2048		220	224
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050		160	162
			386

Virginia 1.58%
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2031		600	674
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2032		215	241
County of Charles City, Econ. Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. Project), Series 2004-A, 2.875% 2029		1,000	959
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2029		375	405
College Building Auth., Educational Facs. Rev. Bonds (Regent University Project), Series 2021, 5.00% 2030		375	406
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)		1,000	958
Town of Farmville, Industrial Dev. Auth., Educational Facs. Rev. Ref. Bonds (Longwood University Student Housing Project), Series 2018-A, 5.00% 2031		400	422
County of Henrico, Econ. Dev. Auth., Residential Care Fac. Rev. Ref. Bonds (Westminster Canterbury Richmond), Series 2018, 5.00% 2023		575	593
City of Hopewell, Redev. And Housing Auth., Multi Family Housing Rev. Bonds (Hopewell Heights Apartments), Series 2021-A, 0.49% 2024 (put 2023)		1,100	1,061
County of Loudoun, Econ. Dev. Auth., Multi Family Housing Rev. Bonds (The View at Broadlands Project), Series 2022, 2.00% 2025 (put 2024)		1,875	1,851
Town of Louisa, Industrial Dev. Auth., Pollution Control Rev. Ref. Bonds (Virginia Electric and Power Co. Project), Series 2008-A, 1.90% 2035 (put 2023)		1,000	993
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 5.00% 2033		660	745
City of Norfolk, G.O. Capital Improvement Bonds, Series 2019, 5.00% 2044 (preref. 2028)		780	886
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (LifeSpire of Virginia), Series 2021, 3.00% 2023		45	45
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (Lifespire of Virginia), Series 2021, 3.00% 2024		15	15

Private Client Services Funds	25

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Virginia (continued)
Small Business Fncg. Auth., Residential Care Facs. Rev. and Rev. Ref. Bonds (Lifespire of Virginia), Series 2021, 4.00% 2031	USD	375	$366
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2029		140	153
Small Business Fncg. Auth., Rev. Bonds (National Senior Campuses, Inc. Obligated Group), Series 2020-A, 5.00% 2030		170	185
			10,958

Washington 2.66%
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2029		510	589
Energy Northwest, Electric Rev. and Rev. Ref. Bonds (Columbia Generating Station), Series 2020-A, 5.00% 2032		195	225
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)		285	275
G.O. Bonds, Series 2017-D, 5.00% 2028		1,000	1,107
G.O. Bonds, Series 2019-C, 5.00% 2031		1,000	1,137
G.O. Bonds, Series 2019-A, 5.00% 2033		500	561
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022		340	343
G.O. Rev. Ref. Bonds, Series 2022-D, 5.00% 2025		2,000	2,153
County of Grant, Public Utility Dist. No. 2, Electric System Rev. Ref. Bonds, Series 2017-O, 5.00% 2024		275	287
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-B, 4.00% 2042 (put 2030)		1,000	1,052
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)		170	165
Housing Fin. Commission, Multi Family Housing Rev. Bonds (HopeSource III Portfolio Projects), Series 2022, 1.25% 2025 (put 2024)		1,150	1,126
Housing Fin. Commission, Municipal Certs., Series 2021-1, 3.50% 2035		972	888
Housing Fin. Commission, Nonprofit Housing Rev. Ref. Bonds (Horizon House Project), Series 2017, 5.00% 2023[3]		1,095	1,112
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047		390	397
Housing Fin. Commission, Single Family Program Bonds, Series 2019-1-N, 4.00% 2049		265	270
Housing Fin. Commission, Single Family Program Bonds, Series 2021-2-N, 3.00% 2051		695	681
Motor Vehicle Fuel Tax G.O. Bonds, Series 2021-D, 5.00% 2022		2,375	2,382
Motor Vehicle Fuel Tax G.O. Rev. Ref. Bonds, Series R-2022-B, 5.00% 2031		1,000	1,168
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026		460	429
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024		55	53
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.69% 2045 (put 2026)[2]		765	758
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.93% 2046 (put 2023)[2]		825	826
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2029		170	195
City of Seattle, Solid Waste System Rev. Ref. Bonds, Series 2021, 5.00% 2030		175	203
			18,382

West Virginia 0.37%
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Bonds (Appalachian Power Co. - Amos Project), Series 2009-B, 2.625% 2042 (put 2022)		750	750
Econ. Dev. Auth., Solid Waste Disposal Facs. Rev. Ref. Bonds (Appalachian Power Co. - Amos Project), Series 2015-A, 2.55% 2040 (put 2024)		500	498
G.O. State Road Bonds, Series 2021-A, 5.00% 2025		65	71
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)		235	234
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Parkland Place / Chapmanville Towers), Series 2021, 0.28% 2024 (put 2023)		1,000	978
			2,531

Wisconsin 2.24%
Environmental Improvement Fund Rev. Green Bonds, Series 2021-A, 5.00% 2028		705	799
Environmental Improvement Fund Rev. Green Bonds, Series 2021-A, 4.00% 2031		1,000	1,086
G.O. Bonds, Series 2015-A, 5.00% 2031 (preref. 2023)		2,000	2,058
G.O. Rev. Ref. Bonds, Series 2017-2, 5.00% 2027		100	111
Health and Educational Facs. Auth., Health Facs. Rev. Bonds (SSM Health Care), Series 2018-B, 5.00% 2038 (put 2023)		1,300	1,324

26	Private Client Services Funds

Capital Group Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Wisconsin (continued)
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.99% 2054 (put 2023)[2]	USD	1,130	$1,126
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[3]		1,910	2,039
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048		795	808
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2018-B, 4.00% 2048		625	635
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050		1,085	1,089
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052		400	394
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-C, 3.00% 2052		200	196
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)		95	91
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)		120	110
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2022		300	301
Public Fin. Auth., Retirement Facs. First Mortgage Rev. and Rev. Ref. Bonds (The United Methodist Retirement Homes), Series 2021-A, 4.00% 2026		20	21
Public Fin. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-C, 4.00% 2041 (put 2030)		1,680	1,702
Public Fin. Auth., Student Housing Rev. Bonds (Beyond Boone, LLC - Appalachian State University Project), Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2030		315	347
University of Wisconsin, Hospitals and Clinics Auth., Rev. Green Bonds, Series 2021-B, 5.00% 2030		630	718
WPPI Energy, Power Supply System Rev. Bonds, Series 2016-A, 5.00% 2026		500	545
			15,500

Wyoming 0.47%
Community Dev. Auth., Housing Rev. Bonds, Series 2019-1, 4.00% 2048		680	693
Community Dev. Auth., Housing Rev. Bonds, Series 2021-1, 3.00% 2050		1,490	1,464
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050		1,050	1,072
			3,229

Total bonds, notes & other debt instruments (cost: $625,919,000)			594,883

Short-term securities 13.57%
Municipals 13.57%
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.31% 2048[2]		2,500	2,500
State of Arizona, City of Phoenix, Industrial Dev. Auth., Health Care Facs. Rev. Bonds (Mayo Clinic), Series 2014-A, 0.31% 2052[2]		1,500	1,500
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-B, 0.30% 2035[2]		900	900
State of California, Irvine Ranch Water Dist. Nos. 105, 140, 240 and 250, Consolidated G.O. Bonds, Series 1993, 0.27% 2033[2]		1,200	1,200
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023		135	130
State of California, City of Los Angeles, Dept. of Water and Power, Power System Rev. Ref. Bonds, Series 2001-B-3, 0.27% 2034[2]		800	800
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-1, 0.26% 2051[2]		1,500	1,500
State of California, Municipal Fin. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2005, 0.30% 2025[2]		1,500	1,500
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.27% 2042[2]		1,900	1,900
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-1, 0.26% 2032[2]		3,300	3,300
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022		5,000	5,015
State of Illinois, Fin. Auth., Demand Rev. Bonds (University of Chicago Medical Center), Series 2011-A, 0.32% 2044[2]		7,450	7,450
State of Indiana, Fin. Auth., Environmental Rev. Ref. Bonds (Duke Energy Indiana, Inc. Project), Series 2009-A-3, 0.48% 2039[2]		5,000	5,000
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-E, 0.31% 2041[2]		9,915	9,915
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2009-A, 0.45% 2049[2]		5,000	5,000
State of Louisiana, Public Facs. Auth., Rev. Bonds (Air Products and Chemicals Project), Series 2010, 0.39% 2050[2]		500	500
State of Massachusetts, Housing Fin. Agcy., Single Family Housing Notes, Series 2021, 0.25% 12/1/2022		205	202

Private Client Services Funds	27

Capital Group Core Municipal Fund

Short-term securities (continued)	Principal amount (000)		Value (000)
Municipals (continued)
State of Michigan, Strategic Fund, Demand Limited Obligation Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 2007, 0.31% 2042[2]	USD	4,700	$4,700
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.30% 2042[2]		6,435	6,435
State of Nevada, Housing Division, Single Family Mortgage Rev. Bonds, Series 2021-D, 0.25% 12/1/2022		275	273
State of New Hampshire, Health and Education Facs. Auth., Rev. Ref. Bonds (Dartmouth College Issue), Series 2007-B, 0.31% 2041[2]		5,000	5,000
State of New York, New York City G.O. Bonds, Series 2013-F-3, 0.33% 2042[2]		3,165	3,165
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2011-FF-1, 0.33% 2044[2]		2,000	2,000
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2021-EE-1, 0.36% 2045[2]		1,500	1,500
State of New York, New York City Municipal Water Fin. Auth., Water and Sewer System Second General Resolution Rev. Bonds, Series 2016-AA-1, 0.33% 2048[2]		2,170	2,170
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2016-A-4, 0.33% 2041[2]		2,905	2,905
State of New York, New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2019-B-4, 0.33% 2042[2]		1,500	1,500
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.36% 2052[2]		4,900	4,900
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.36% 2048[2]		5,000	5,000
State of Tennessee, City of Clarksville, Public Building Auth., Pooled Fncg. Rev. Bonds, Series 2003, Bank of America LOC, 0.36% 2033[2]		1,955	1,955
State of Tennessee, Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2021-3-B, 0.25% 7/1/2022		955	955
State of Tennessee, County of Montgomery, Public Building Auth., Pooled Fncg. Rev. Bonds (Tennessee County Loan Pool), Series 2004, Bank of America LOC, 0.36% 2034[2]		405	405
State of Texas, Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 8/15/2022		20	20
State of Texas, Deer Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 0.16% 2042 (put 2022)[4]		135	134
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]		130	130
State of Utah, Provo City School Dist., G.O. Rev. Ref. Bonds, Series 2021-B, 5.00% 6/15/2022		1,000	1,004
State of Wyoming, County of Lincoln, Pollution Control Rev. Ref. Bonds (ExxonMobil Project), Series 2014, 0.32% 2044[2]		1,300	1,300

Total short-term securities (cost: $93,783,000)			93,763
Total investment securities 99.66% (cost: $719,702,000)			688,646
Other assets less liabilities 0.34%			2,355

Net assets 100.00%			$691,001

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	Value and unrealized appreciation at 4/30/2022 (000)
2 Year U.S. Treasury Note Futures	Short	200	June 2022	USD(42,162)	$310
5 Year U.S. Treasury Note Futures	Short	40	June 2022	(4,507)	30
					$340

[1]	Step bond; coupon rate may change at a later date.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[3]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $3,406,000, which represented .49% of the net assets of the fund.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.

28	Private Client Services Funds

Capital Group Core Municipal Fund

Key to abbreviations

Agcy. = Agency

Assn. = Association

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

LIBOR = London Interbank Offered Rate

LOC = Letter of credit

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

SOFR = Secured Overnight Financing Rate

USD = U.S. dollars

Private Client Services Funds	29

Capital Group Short-Term Municipal Fund

Investment portfolio April 30, 2022	unaudited

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies.

Bonds, notes & other debt instruments 84.91%	Principal amount (000)		Value (000)
Alabama 3.23%
City of Alabaster, Board of Education, Special Tax School Warrants, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2028 (preref. 2024)	USD	500	$528
City of Birmingham, Water Works Board, Water Rev. Bonds, Series 2013-B, 5.00% 2038 (preref. 2023)		500	510
Black Belt Energy Gas Dist., Gas Project Rev. Bonds, Series 2022-B-1, 4.00% 2053 (put 2027)		500	509
Black Belt Energy Gas Dist., Gas Project Rev. Bonds (Project No. 6), Series 2021-B, 4.00% 2052 (put 2026)		1,000	1,017
Black Belt Energy Gas Dist., Gas Project Rev. Bonds (Project No. 7), Series 2021-C-1, 4.00% 2052 (put 2026)		175	178
Black Belt Energy Gas Dist., Gas Supply Prepay Rev. Bonds (Project No. 5), Series 2020-A-1, 4.00% 2049 (put 2026)		455	463
Federal Aid Highway Fin. Auth., Federal Highway Grant Anticipation Bonds, Series 2012, 5.00% 2023 (preref. 2022)		35	35
City of Homewood, G.O. Warrants, Series 2016, 5.00% 2033 (preref. 2026)		10	11
Housing Fin. Auth., Multi Family Housing Rev. Bonds (Capstone at Kinsey Cove Project), Series 2020-A, 0.35% 2023 (put 2023)		110	108
South East Gas Supply Dist., Gas Supply Rev. Bonds (Project No. 2), Series 2018-A, 4.00% 2049 (put 2024)		490	497
Southeast Energy Auth., Commodity Supply Rev. Bonds (Project No. 2), Series 2021-B-1, 4.00% 2051 (put 2031)		145	147
			4,003

Alaska 0.21%
Housing Fin. Corp., General Mortgage Rev. Bonds, Series 2020-A, 3.25% 2044		260	259

Arizona 1.47%
Board of Regents of the Arizona State University System, Rev. Bonds, Series 2020-A, 5.00% 2026		300	327
Coconino County Pollution Control Corp., Pollution Control Rev. Ref. Bonds, Series 2017-B, 1.65% 2039 (put 2023)		500	498
Industrial Dev. Auth., Hospital Rev. Bonds (Phoenix Children’s Hospital), Series 2021-A, 5.00% 2026		190	206
Industrial Dev. Auth., Rev. Bonds (Lincoln South Beltway Project), Series 2020, 5.00% 2023		750	779
City of Phoenix Civic Improvement Corp., Water System Rev. Ref. Bonds, Series 2014-B, 5.00% 2024		15	16
			1,826

California 5.85%
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-C, (SIFMA Municipal Swap Index + 0.45%) 0.89% 2056 (put 2026)[1]		65	64
Trustees of the California State University, Systemwide Rev. Bonds, Series 2017-A, 5.00% 2026		120	132
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-A, 5.00% 2027		115	126
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)		100	88
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 3.00% 2024		45	46
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2023		30	30
Fresno Unified School Dist., G.O. Bonds, 2016 Election, Series 2021-D, 2.00% 2024		15	15
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2023		420	436

30	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2027	USD	945	$1,056
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2027		600	673
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2015-A, 5.00% 2040 (preref. 2025)		35	38
Health Facs. Fncg. Auth., Rev. Bonds (Stanford Health Care), Series 2021-A, 3.00% 2054 (put 2025)		475	475
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Los Angeles County Museum of Art Project), Series 2021-B, 1.14% 2050 (put 2026)[1]		100	100
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2022		115	116
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2020-A, 5.00% 2026		220	241
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-B, 4.00% 2026		195	206
City of Los Angeles, Wastewater System Rev. Ref. Bonds, Series 2018-B, 5.00% 2027		195	217
Municipal Fin. Auth., Multi Family Housing Rev. Bonds (Walnut Apartments), Series 2021-A, 0.45% 2024 (put 2023)		75	72
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2025		180	194
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-C, 5.00% 2026		565	622
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2023		135	139
City and County of San Francisco, G.O. Rev. Ref. Bonds, Series 2020-R-2, 5.00% 2024		310	327
City of San Jose, Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, 5.00% 2026		90	99
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2023		400	413
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2023		20	21
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024		5	5
Southern California Public Power Auth., Transmission Project Rev. Bonds (Southern Transmission Project), Series 2017-A, 5.00% 2023		160	165
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Villa Del Sol Apartments), Series 2021-A-2, 0.39% 2023 (put 2023)		80	78
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)		35	35
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Enloe Medical Center), Series 2015, 5.00% 2028		250	272
City of Tustin, Community Facs. Dist. No. 2014-1 (Tustin Legacy / Standard Pacific), Special Tax Bonds, Series 2015-A, 5.00% 2027		200	212
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2026		25	27
Val Verde Unified School Dist., G.O. Bonds, 2012 Election, Series 2013-A, BAM insured, 5.00% 2042		500	518
			7,258

Colorado 1.15%
Certs. of Part., Series 2021-A, 5.00% 2025		345	374
Board of Governors of the Colorado State University System, System Enterprise Rev. and Rev. Ref. Bonds, Series 2016-B, 5.00% 2041 (preref. 2027)		30	33
E-470 Public Highway Auth., Rev. Bonds, Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.537% 2039 (put 2024)[1]		40	39
Health Facs. Auth., Rev. Bonds (Sanford Health), Series 2019-A, 5.00% 2022		325	330
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-E, Class I, 3.00% 2051		205	202
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2021-L, Class I, 3.25% 2051		205	204
Regents of the University of Colorado, University Enterprise Rev. and Rev. Ref. Bonds, Series 2019-C, 2.00% 2054 (put 2024)		245	240
			1,422

Connecticut 2.21%
Town of East Hartford, Housing Auth., Multi Family Housing Rev. Bonds (Veterans Terrace Project), Series 2021, 0.25% 2023 (put 2022)		45	45
Health and Educational Facs. Auth., Rev. Bonds (Sacred Heart University Issue), Series 2017-I-1, 5.00% 2022		500	503
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2003-X-2, 0.25% 2037 (put 2024)		265	253
Health and Educational Facs. Auth., Rev. Bonds (Yale University Issue), Series 2014-A, 1.10% 2048 (put 2023)		750	744
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2019-F-1, 3.50% 2043		310	312
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2014-C-1, 4.00% 2044		115	116
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2016-A-1, 4.00% 2045		70	71
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2017-A-1, 4.00% 2047		400	406

Private Client Services Funds	31

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Connecticut (continued)
Housing Fin. Auth., Housing Mortgage Fin. Program Bonds, Series 2021-B-1, 3.00% 2049	USD	120	$118
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2014-D-1, 4.00% 2044		25	25
Housing Fin. Auth., Housing Mortgage Fin. Program Rev. Ref. Bonds, Series 2015-C-1, 3.50% 2045		150	151
			2,744

Delaware 0.00%
County of Harris, Metropolitan Transportation Auth., Sales and Use Tax Contractual Obligations, Series 2015-B, 5.00% 2025		5	5

District of Columbia 0.70%
G.O. Bonds, Series 2015-A, 5.00% 2032		700	745
Housing Fin. Agcy., Collateralized Multi Family Housing Rev. Bonds (Kenilworth 166 Apartments Project), Series 2021, 1.25% 2025 (put 2024)		100	96
Rev. Ref. Bonds (National Public Radio, Inc. Issue), Series 2016, 5.00% 2028 (preref. 2028)		15	17
Rev. Ref. Bonds (National Public Radio, Inc. Issue), Series 2016, 5.00% 2029 (preref. 2029)		10	11
			869

Florida 4.27%
County of Brevard, Housing Fncg. Auth., Multi Family Mortgage Rev. Bonds (Tropical Manor Apartments), Series 2021, 0.25% 2023 (put 2022)		40	40
County of Broward, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Solaris Apartments), Series 2021-B, 0.70% 2025 (put 2024)		85	81
Citizens Property Insurance Corp., Personal Lines Account/Commercial Lines Account Secured Bonds, Series 2012-A-1, 5.00% 2022		50	50
County of Collier, Heritage Bay Community Dev. Dist., Capital Improvement Rev. Bonds, Series 2018-A-2, 2.50% 2022		500	500
City of Daytona Beach, Housing Auth., Multi Family Housing Rev. Bonds (The WM at the River Project), Series 2021-B, 1.25% 2025 (put 2024)		150	144
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2019-D, 5.00% 2023		15	15
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2022-A, 5.00% 2025		298	321
Board of Education, Public Education Capital Outlay Rev. Ref. Bonds, Series 2022-A, 5.00% 2026		500	550
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2018-2, 4.25% 2050		290	297
Housing Fin. Corp., Homeowner Mortgage Rev. Bonds, Series 2020-1, 3.50% 2051		50	50
JEA, Water and Sewer System Rev. Bonds, Series 2020-A, 5.00% 2025		280	303
County of Miami-Dade, Industrial Dev. Auth., Solid Waste Disposal Rev. Bonds (Waste Management, Inc. of Florida Project), Series 2007, 0.32% 2027 (put 2022)		550	547
County of Miami-Dade, Water and Sewer System Rev. Ref. Bonds, Series 2008-B, Assured Guaranty Municipal insured, 5.25% 2022		195	198
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Jernigan Gardens), Series 2020-B, 0.35% 2023 (put 2022)		1,000	994
County of Orange, Housing Fin. Auth., Multi Family Housing Rev. Bonds (Stratford Point Apartments), Series 2021-B, 0.55% 2025 (put 2024)		190	181
County of Pinellas, Housing Fin. Auth., Multi Family Mortgage Backed Bonds (Jordan Park Apartments), Series 2021-B, 0.65% 2025 (put 2024)		130	124
County of Polk, Utility System Rev. and Rev. Ref. Bonds, Series 2013, BAM insured, 5.00% 2043 (preref. 2023)		110	114
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2024		100	105
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2025		75	80
City of Tampa, Hospital Rev. Bonds (H. Lee Moffitt Cancer Center Project), Series 2020-B, 5.00% 2026		100	109
Tampa-Hillsborough County Expressway Auth., Rev. Ref. Bonds, Series 2012-B, 5.00% 2042 (preref. 2022)		200	201
Dept. of Transportation, Right-of-Way Acquisition and Bridge Construction Bonds, Series 2022-A, 5.00% 2026		111	122
Dept. of Transportation, Turnpike Rev. Bonds, Series 2018-A, 5.00% 2026		92	101
Dept. of Transportation Fncg. Corp., Rev. Bonds, Series 2020, 5.00% 2024		65	69
			5,296

Georgia 3.04%
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2014-B, 5.00% 2026		800	832
City of Atlanta, Airport General Rev. Ref. Bonds, Series 2021-B, 5.00% 2027		430	474
City of Atlanta, Urban Residential Fin. Auth., Multi Family Housing Rev. Bonds (Sylvan Hills Senior Apartments Project), Series 2020, 0.41% 2025 (put 2023)		85	82

32	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Georgia (continued)
County of Dawson, Dev. Auth., Multi Family Housing Rev. Bonds (Peaks of Dawsonville Project), Series 2021, 0.28% 2023	USD	500	$486
County of Dekalb, Housing Auth., Multi Family Housing Rev. Bonds (Columbia Village Project), Series 2021-A, 0.34% 2024 (put 2023)		35	34
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2015-A-1, 3.50% 2045		25	25
Housing and Fin. Auth., Single Family Mortgage Bonds, Series 2017-A, 4.00% 2047		345	350
Main Street Natural Gas, Inc., Gas Supply Rev. Bonds, Series 2019-C, 4.00% 2050 (put 2026)		500	510
Municipal Electric Auth., General Resolution Projects Bonds, Series 2021-A, 4.00% 2027		270	282
Municipal Electric Auth., Project One Bonds, Series 2021-A, 5.00% 2030		40	45
Private Colleges and Universities Auth., Rev. Bonds (The Savannah College of Art and Design Projects), Series 2021, 5.00% 2028		35	39
City of Thomaston, Housing Auth., Multi Family Housing Rev. Bonds (Eastgate Apartments Project), Series 2020-A, 0.34% 2023 (put 2022)		500	493
County of Walker, Dev. Auth., Multi Family Housing Rev. Bonds (Gateway at Rossville Project), Series 2021-B, 0.46% 2024 (put 2023)		120	116
			3,768

Idaho 0.84%
Health Facs. Auth., Rev. Bonds (St. Luke’s Health System Project), Series 2021-A, 5.00% 2027		50	54
Housing and Fin. Assn., Single Family Mortgage Bonds, Series 2019-A, 4.00% 2050		965	984
			1,038

Illinois 4.66%
City of Chicago, Wastewater Transmission Rev. Bonds, Series 2014, 5.00% 2024		625	650
City of Chicago, Water Rev. Ref. Bonds, Series 2017, 5.00% 2022		540	548
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2023		100	102
Fin. Auth., Rev. Bonds (Art Institute of Chicago), Series 2016, 5.00% 2024		130	136
Fin. Auth., Rev. Bonds (Centegra Health System), Series 2014-A, 5.00% 2027 (preref. 2024)		200	212
Fin. Auth., Rev. Bonds (OSF Healthcare System), Series 2020-B-2, 5.00% 2050 (put 2026)		40	43
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2016-A, 5.00% 2023		225	231
Fin. Auth., Rev. Bonds (Presbyterian Homes Obligated Group), Series 2021-B, (SIFMA Municipal Swap Index + 0.70%) 1.14% 2042 (put 2026)[1]		25	25
Fin. Auth., Rev. Bonds (Presence Health Network), Series 2016-C, 5.00% 2026		515	558
Fin. Auth., Rev. Bonds (University of Chicago), Series 2014-A, 5.00% 2023		200	208
Fin. Auth., Rev. Bonds (University of Chicago), Series 2021-A, 5.00% 2025		40	43
Fin. Auth., Rev. Ref. Bonds (Anne & Robert H. Lurie Children’s Hospital), Series 2017, 5.00% 2022		240	242
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2021-C, 0.80% 2026		80	74
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Concord Commons), Series 2021, 0.25% 2024 (put 2023)		595	585
Housing Dev. Auth., Multi Family Housing Rev. Bonds (Marshall Field Garden Apartment Homes), Series 2015, (SIFMA Municipal Swap Index + 1.00%) 1.44% 2050 (put 2025)[1]		400	404
Board of Trustees of Illinois State University, Auxiliary Facs. System Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2023		500	513
Railsplitter Tobacco Settlement Auth., Tobacco Settlement Rev. Bonds, Series 2017, 5.00% 2023		310	318
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2023		190	194
Toll Highway Auth., Toll Highway Rev. Bonds, Series 2019-C, 5.00% 2025		45	48
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2023		175	179
Toll Highway Auth., Toll Highway Rev. Ref. Bonds, Series 2019-A, 5.00% 2025		250	265
Board of Trustees of the University of Illinois, Auxiliary Facs. System Rev. Bonds, Series 2018-A, 5.00% 2024		200	209
			5,787

Indiana 2.30%
Fin. Auth., Health System Rev. Bonds (Indiana University Health), Series 2019-C, 5.00% 2022		40	41
Fin. Auth., Hospital Rev. Ref. Bonds (Parkview Health System), Series 2012-A, 5.00% 2022		440	440
Fin. Auth., State Revolving Fund Program Green Bonds, Series 2021-B, 5.00% 2028		55	62
Fin. Auth., Wastewater Utility Rev. Ref. Bonds (CWA Auth. Project), Series 2021-1, 5.00% 2025		155	168
City of Franklin, Econ. Dev. and Rev. Ref. Bonds (Otterbein Homes Obligated Group), Series 2019-B, 5.00% 2023		510	525
Health Fac. Fncg. Auth., Rev. Bonds (Ascension Health Subordinate Credit Group), Series 2005-A-1, 4.00% 2023		15	15
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2019-A, 4.25% 2048		240	246
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2020-A, 3.75% 2049		35	35
Housing and Community Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2021-C-1, 3.00% 2052		65	64

Private Client Services Funds	33

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Indiana (continued)
City of Indianapolis, Local Public Improvement Bond Bank Bonds, Series 2021-A, 5.00% 2022	USD	100	$100
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2023		230	234
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2024		240	250
City of Indianapolis, Local Public Improvement Bond Bank Bonds (Indianapolis Airport Auth. Project), Series 2019-I-2, 5.00% 2025		255	270
City of Indianapolis, Local Public Improvement Bond Bank Rev. Ref. Bonds (Cityway 1 Project), Series 2021-B, 5.00% 2025		140	146
City of Kokomo, Multi Family Housing Rev. Bonds (KHA RAD I Apartments), Series 2021-A, 0.56% 2025 (put 2024)		265	255
			2,851

Iowa 0.21%
PEFA, Inc., Gas Project Rev. Bonds, Series 2019, 5.00% 2049 (put 2026)		245	259

Kansas 0.03%
Unified Government of Wyandotte County, Board of Public Utilities, Utility System Improvement Rev. Bonds, Series 2012-B, 5.00% 2026 (preref. 2022)		35	35

Kentucky 0.87%
Housing Corp., Multi Family Housing Rev. Bonds (New Hope Properties Portfolio Project), Series 2021, 0.41% 2024 (put 2023)		485	469
Housing Corp., Multi Family Housing Rev. Bonds (Winterwood II Rural Housing Portfolio), Series 2021, 0.37% 2024 (put 2023)		195	188
Property and Buildings Commission, Commonwealth Rev. Ref. Bonds (Project No. 125), Series 2021-A, 5.00% 2022		45	46
Public Energy Auth., Gas Supply Rev. Bonds, Series 2019-A-1, 4.00% 2049 (put 2025)		320	325
Public Energy Auth., Gas Supply Rev. Bonds, Series 2018-B, 4.00% 2049 (put 2025)		55	56
			1,084

Louisiana 0.75%
Housing Corp., Multi Family Housing Rev. Bonds (Hollywood Acres and Hollywood Heights Projects), Series 2019, 0.55% 2023		200	193
Housing Corp., Multi Family Housing Rev. Bonds (Mabry Place Townhomes Project), Series 2021, 0.31% 2024 (put 2023)		55	53
Parish of Jefferson, Sales Tax Rev. Ref. Bonds, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2023		250	260
Offshore Terminal Auth., Deepwater Port Rev. Bonds (Loop LLC Project), Series 2007-A, 1.65% 2027 (put 2023)		105	104
Parish of Tangipahoa, Hospital Service Dist. No. 1, Hospital Rev. Ref. Bonds (North Oaks Health System Project), Series 2021, 5.00% 2027		265	287
Tobacco Settlement Fncg. Corp., Tobacco Settlement Asset-Backed Rev. Ref. Bonds, Series 2013-A, 5.00% 2023		30	31
			928

Maine 0.54%
Housing Auth., Mortgage Purchase Bonds, Series 2017-A, 4.00% 2047		215	219
Housing Auth., Mortgage Purchase Bonds, Series 2021-D, 3.00% 2051		455	447
			666

Maryland 1.10%
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2019-A, 4.25% 2049		70	72
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2020-D, 3.25% 2050		200	200
Community Dev. Administration, Dept. of Housing and Community Dev., Residential Rev. Bonds, Series 2021-C, 3.00% 2051		48	47

34	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Maryland (continued)
County of Montgomery, Housing Opportunities Commission, Single Family Housing Rev. Bonds, Series 2018-A, 4.00% 2049	USD	365	$371
Dept. of Transportation, Consolidated Transportation Rev. Ref. Bonds, Series 2015, 5.00% 2023		110	113
Dept. of Transportation, Consolidated Transportation Rev. Ref. Bonds, Series 2022-A, 5.00% 2027		500	562
			1,365

Massachusetts 0.60%
Dev. Fin. Agcy., Multi Family Housing Rev. Bonds (Salem Heights II Preservation Associates LP Issue), Series 2021-B, 0.25% 2024 (put 2023)		50	49
Dev. Fin. Agcy., Rev. Ref. Bonds (Berkshire Health Systems Issue), Series 2021-I, 5.00% 2023		240	249
Housing Fin. Agcy., Housing Green Bonds, Series 2021-B-2, 0.75% 2025		15	14
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 169, 4.00% 2044		20	20
Housing Fin. Agcy., Single Family Housing Rev. Bonds, Series 183, 3.50% 2046		220	222
Housing Fin. Agcy., Single Family Housing Rev. Ref. Bonds, Series 171, 4.00% 2044		85	86
Water Resources Auth., General Rev. Green Bonds, Series 2021-B, 5.00% 2026		95	105
			745

Michigan 2.25%
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2023		700	704
City of Detroit, Water and Sewerage Dept., Sewage Disposal System Rev. and Rev. Ref. Bonds, Series 2012-A, 5.00% 2032 (preref. 2022)		45	45
Fin. Auth., Hospital Rev. Ref. Bonds (McLaren Health Care), Series 2015-D-1, 0.25% 2022		5	5
Grant Anticipation Rev. Ref. Bonds, Series 2016, 5.00% 2027		500	551
Housing Dev. Auth., Multi Family Housing Rev. Bonds, Series 2020, 0.32% 2023 (put 2022)		415	411
Housing Dev. Auth., Rental Housing Rev. Bonds, Series 2021-A, 0.55% 2025		50	47
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2017-B, 3.50% 2048		80	81
Housing Dev. Auth., Single Family Mortgage Rev. Bonds, Series 2018-C, 4.25% 2049		245	251
City of Lansing, Board of Water and Light, Utility System Rev. Bonds, Series 2019-A, 5.00% 2024		375	396
County of Wayne, Airport Auth., Airport Rev. Bonds (Detroit Metropolitan Wayne County Airport), Series 2018-C, 5.00% 2023		290	301
			2,792

Minnesota 1.62%
City of Hopkins, Multi Family Housing Rev. Bonds (Raspberry Ridge Project), Series 2021, 0.26% 2024 (put 2023)		145	143
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-B, 4.00% 2048		335	340
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2018-E, 4.25% 2049		530	543
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-E, 3.50% 2050		475	476
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2020-B, 3.50% 2050		5	5
Housing Fin. Agcy., Residential Housing Fin. Bonds, Series 2022-A, 3.00% 2052		80	78
City of Mahtomedi, Multi Family Housing Rev. Bonds (Lincoln Place / Vadnais Highlands Projects), Series 2021, 0.25% 2023 (put 2022)		80	80
Municipal Gas Agcy., Commodity Supply Rev. Bonds, Series 2022-A, 4.00% 2052 (put 2027)		330	341
			2,006

Mississippi 0.09%
Home Corp., Collateralized Multi Family Housing Rev. Bonds (J&A Dev. Portfolio Project I), Series 2021-1, 0.30% 2024 (put 2023)		60	59
Home Corp., Multi Family Housing Rev. Bonds (Southwest Village Apartments Project), Series 2022-2, 1.30% 2025 (put 2024)		50	49
			108

Private Client Services Funds	35

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Missouri 0.57%
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2016-B, 3.50% 2041	USD	515	$520
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-A, 3.00% 2052		60	59
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (First Place Homeownership Loan Program), Series 2021-C, 3.25% 2052		50	49
County of St. Charles, Industrial Dev. Auth., Multi Family Housing Rev. Bonds (Hidden Valley Estates), Series 2021, 0.27% 2025 (put 2023)		85	82
			710

Montana 0.29%
Board of Housing, Single Family Mortgage Bonds, Series 2016-A-2, 3.50% 2044		100	100
Board of Housing, Single Family Mortgage Bonds, Series 2019-A, 4.25% 2045		120	123
Board of Housing, Single Family Mortgage Bonds, Series 2020-B, 4.00% 2050		135	138
			361

Nebraska 0.78%
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2014-A, 4.00% 2044		190	193
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2016-C, 3.50% 2046		15	15
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2018-C, 4.00% 2048		390	397
Investment Fin. Auth., Single Family Housing Rev. Bonds, Series 2021-C, 3.00% 2050		365	359
			964

Nevada 0.56%
County of Clark, Pollution Control Rev. Ref. Bonds (Nevada Power Co. Projects), Series 2017, 1.65% 2036 (put 2023)		645	642
Housing Division, Multi Family Housing Rev. Bonds (Southwest Village Apartments), Series 2021, 0.47% 2024 (put 2023)		50	49
			691

New Jersey 0.84%
Econ. Dev. Auth., Water Facs. Rev. Ref. Bonds (American Water Co., Inc. Project), Series 2020-A, 1.00% 2023		275	270
Housing and Mortgage Fin. Agcy., Multi Family Conduit Rev. Bonds (Browns Woods Apartments Project), Series 2021-A, 1.25% 2024 (put 2023)		100	98
Housing and Mortgage Fin. Agcy., Single Family Housing Rev. Bonds, Series 2018-A, 4.50% 2048		420	435
Tobacco Settlement Fncg. Corp., Tobacco Settlement Bonds, Series 2018-A, 5.00% 2023		200	204
Turnpike Auth., Turnpike Rev. Bonds, Series 2020-D, 5.00% 2028		30	33
			1,040

New Mexico 0.42%
Mortgage Fin. Auth., Single Family Mortgage Program Bonds, Series 2019-A-1, Class I, 4.25% 2050		365	375
Municipal Energy Acquisition Auth., Gas Supply Rev. Ref. and Acquisition Bonds, Series 2019, 5.00% 2039 (put 2025)		135	142
			517

New York 7.50%
Build NYC Resource Corp., Rev. Ref. Bonds (Ethical Culture Fieldston School Project), Series 2015, 5.00% 2024		360	376
Dormitory Auth., Health Facs. Improvement Program Lease Rev. Bonds (New York City Issue), Series 2018-1, 5.00% 2027		500	550
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-A, 5.00% 2027		500	554
Dormitory Auth., State Personal Income Tax Rev. Bonds (General Purpose), Series 2022-A, 5.00% 2027		335	371
City of Geneva Dev. Corp., Rev. Ref. Bonds (Hobart and William Smith Colleges Project), Series 2012, 5.00% 2032 (preref. 2022)		40	40
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-K, 0.70% 2024		85	81
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2020-L-2, 0.75% 2025		750	693
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-D-2, 0.65% 2056 (put 2025)		195	179
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-I-2, 0.70% 2056 (put 2025)		190	174

36	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
New York (continued)
Housing Fin. Agcy., Affordable Housing Rev. Green Bonds, Series 2021-J-2, 1.10% 2061 (put 2027)	USD	470	$426
Long Island Power Auth., Electric System General Rev. Bonds, Series 2014-C, (1-month USD-LIBOR x 0.70 + 0.75%) 1.068% 2033 (put 2023)[1]		300	299
Long Island Power Auth., Electric System General Rev. Bonds, Series 2015-C, (1-month USD-LIBOR x 0.70 + 0.75%) 1.068% 2033 (put 2023)[1]		260	259
Metropolitan Transportation Auth., Transportation Rev. Bonds, Series 2012-B, 5.00% 2022		195	198
Metropolitan Transportation Auth., Transportation Rev. Green Bonds, Series 2016-A-2, 5.00% 2024		300	316
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2012-F, 5.00% 2022		230	234
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-B, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.55%) 0.737% 2032 (put 2024)[1]		255	255
Metropolitan Transportation Auth., Transportation Rev. Ref. Bonds, Series 2002-D-2-A-2, Assured Guaranty Municipal insured, (USD-SOFR x 0.67 + 0.80%) 0.987% 2032 (put 2026)[1]		60	60
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 197, 3.50% 2044		150	151
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 233, 3.00% 2045		300	296
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 213, 4.25% 2047		455	466
Mortgage Agcy., Homeowner Mortgage Rev. Bonds, Series 239, 3.25% 2051		30	30
New York City G.O. Bonds, Series 2014-I-1, 5.00% 2026		185	194
New York City G.O. Bonds, Series 2020-A, 5.00% 2027		500	554
New York City G.O. Bonds, Series 2021-A-1, 5.00% 2033		15	17
New York City G.O. Bonds, Series 2015-F-4, 5.00% 2044 (put 2025)		75	80
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2017-C-3-A, 0.20% 2022		45	45
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Dev. Bonds), Series 2021-C-2, 0.70% 2060 (put 2025)		330	305
New York City Housing Dev. Corp., Multi Family Housing Rev. Bonds (Sustainable Neighborhood Bonds), Series 2020-I-2, 0.70% 2060 (put 2025)		230	214
New York City Housing Dev. Corp., Multi Family Housing Rev. Green Bonds (Sustainable Dev. Bonds), Series 2021-F-2, 0.60% 2061 (put 2025)		220	203
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2020-A-1, 5.00% 2022		10	10
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2021-E-1, 5.00% 2023		20	20
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2018-1, 5.00% 2025		30	32
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2022-D-1, 5.00% 2026		250	275
New York City Transitional Fin. Auth., Future Tax Secured Bonds, Series 2013-I, 5.00% 2027		180	185
Public Housing Capital Fund Rev. Trust I, Trust Certs., Series 2012, 4.50% 2022[2]		15	15
Triborough Bridge and Tunnel Auth., General Rev. Bonds (MTA Bridges and Tunnels), Series 2017-C-1, 5.00% 2025		500	542
Utility Debt Securitization Auth., Restructuring Bonds, Series 2017, 5.00% 2025		10	10
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (EG Mt. Vernon Preservation, LP Project), Series 2020, 0.30% 2023 (put 2022)		155	153
County of Westchester, Industrial Dev. Agcy., Multi Family Housing Rev. Bonds (Marble Hall - Tuckahoe Limited Partnership Project), Series 2021, 0.28% 2024 (put 2023)		455	445
			9,307

North Carolina 1.23%
City of Durham, Housing Auth., Multi Family Housing Rev. Bonds (JJ Henderson Apartments Project), Series 2020, 0.30% 2024 (put 2023)		20	20
City of Goldsboro, Multi Family Housing Rev. Bonds (Grand at Day Point), Series 2021, 0.28% 2024 (put 2023)		105	102
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 38-B, 4.00% 2047		180	183
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 42, 4.00% 2050		65	66
Housing Fin. Agcy., Home Ownership Rev. Ref. Bonds, Series 44, 4.00% 2050		60	61
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Winds Crest Senior Living, LP), Series 2021, 0.36% 2024 (put 2023)		105	103
City of Sanford, Housing Auth., Multi Family Housing Rev. Bonds (Matthews Garden Gilmore), Series 2020, 0.30% 2023 (put 2022)		750	742
City of Winston-Salem, Water and Sewer System Rev. Ref. Bonds, Series 2020-A, 5.00% 2022		200	201
City of Winston-Salem, Water and Sewer System Rev. Ref. Bonds, Series 2020-A, 5.00% 2026		40	44
			1,522

Private Client Services Funds	37

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
North Dakota 0.60%
Housing Fin. Agcy., Homeownership Rev. Bonds (Home Mortgage Fin. Program), Series 2016-D, 3.50% 2046	USD	110	$111
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-A, 4.00% 2038		310	313
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2015-D, 4.00% 2046		200	203
Housing Fin. Agcy., Housing Fin. Program Bonds (Home Mortgage Fin. Program), Series 2021-B, 3.00% 2052		120	117
			744

Ohio 2.24%
City of Dayton, Metropolitan Housing Auth., Multi Family Housing Rev. Bonds (Southern Montgomery Apartments Project), Series 2021-A, 0.32% 2024 (put 2023)		200	193
County of Geauga, Rev. Bonds (South Franklin Circle Project), Series 2012-A, 8.00% 2047 (preref. 2022)[3]		880	933
Healthcare Fac. Rev. Bonds (Otterbein Homes Obligated Group), Series 2021-B, 4.00% 2023		10	10
Hospital Rev. Ref. Bonds (Cleveland Clinic Health System Obligated Group), Series 2021-B, 5.00% 2024		310	323
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Chevybrook Estates Apartments Project), Series 2021, 0.35% 2024 (put 2023)		50	49
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Glen Meadows Apartments Project), Series 2021-A, 0.40% 2024 (put 2023)		80	77
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Marianna Terrace Apartments), Series 2022-A, 1.30% 2025 (put 2024)		40	39
Housing Fin. Agcy., Multi Family Housing Rev. Bonds (Pinzone Tower Apartments Project), Series 2021, 0.28% 2023 (put 2022)		190	187
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2017-D, 4.00% 2048		70	71
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2019-A, 4.50% 2049		170	176
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2020-A, 3.75% 2050		130	132
Housing Fin. Agcy., Residential Mortgage Rev. Bonds (Mortgage-Backed Securities Program), Series 2021-C, 3.25% 2051		225	223
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2029		30	34
County of Montgomery, Hospital Facs. Rev. Bonds (Dayton Children’s Hospital), Series 2021, 5.00% 2032		160	184
Turnpike and Infrastructure Commission, Rev. Bonds, Series 2013-A-1, 5.00% 2025		125	128
Water Dev. Auth., Water Dev. Rev. Bonds, Series 2013-A, 5.00% 2023		25	26
			2,785

Oklahoma 0.72%
Capital Improvement Auth., State Highways Capital Improvement Rev. Ref. Bonds (Oklahoma Dept. of Transportation Project), Series 2020-A, 5.00% 2023		145	150
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2024		275	290
Board of Regents of Oklahoma State University, General Rev. Ref. Bonds, Series 2020-A, 5.00% 2025		420	452
			892

Oregon 0.32%
G.O. Bonds (Veteran’s Welfare Bonds Series 108), Series 2021-O, 3.00% 2051		245	239
Housing and Community Services Dept., Housing Dev. Rev. Bonds (The Susan Emmons Apartments Project), Series 2021-S-2, 0.38% 2024 (put 2023)		115	110
Housing and Community Services Dept., Housing Dev. Rev. Bonds (Westwind Apartments Project), Series 2021-H, 0.25% 2024 (put 2023)		50	49
			398

Pennsylvania 1.97%
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.53% 2030 (put 2025)[1]		50	50
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-B, (USD-SOFR x 0.67 + 0.35%) 0.53% 2031 (put 2025)[1]		70	69
Bethlehem Area School Dist. Auth., School Rev. Bonds (Bethlehem Area School Dist. Ref. Project), Series 2021-C, (USD-SOFR x 0.67 + 0.35%) 0.53% 2032 (put 2025)[1]		55	55
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2032 (preref. 2023)		20	21
Cumberland Valley School Dist., G.O. Bonds, Series 2015, 5.00% 2034 (preref. 2023)		20	21
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2017-122, 4.00% 2046		205	208

38	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Pennsylvania (continued)
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2020-133, 3.00% 2050	USD	345	$341
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2021-137, 3.00% 2051		190	185
Housing Fin. Agcy., Single Family Mortgage Rev. Bonds, Series 2022-138-A, 3.00% 2052		145	141
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (Harrison Senior Tower), Series 2021, 0.25% 2024 (put 2023)		760	739
Housing Fin. Agcy., Special Limited Obligation, Multi Family Housing Dev. Bonds (School of Nursing), Series 2021, 0.27% 2024 (put 2023)		85	82
Philadelphia School Dist., G.O. Bonds, Series 2021-A, 5.00% 2027		190	209
Turnpike Commission, Turnpike Rev. Bonds, Series 2021-B, 5.00% 2022		95	97
Wilkes-Barre Area School Dist., G.O. Bonds, Series 2019, BAM insured, 5.00% 2023		225	231
			2,449

Rhode Island 0.09%
Housing and Mortgage Fin. Corp., Homeownership Opportunity Bonds, Series 66-A-1, 4.00% 2033		110	111

South Carolina 1.41%
City of Columbia, Housing Auth., Multi Family Housing Rev. Bonds (Palmetto Terrace Apartments Project), Series 2021, 0.31% 2024 (put 2023)		130	126
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2018-A, 4.50% 2048		200	206
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2020-A, 4.00% 2050		150	153
Housing Fin. and Dev. Auth., Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052		80	79
Housing Fin. and Dev. Auth., Mortgage Rev. Ref. Bonds, Series 2016-A, 4.00% 2036		190	193
Housing Fin. and Dev. Auth., Multi Family Housing Rev. Bonds (Villages at Congaree Pointe Project), Series 2021-B, 1.25% 2025 (put 2024)		100	97
Patriots Energy Group Fncg. Agcy., Gas Supply Rev. Bonds, Series 2018-A, 4.00% 2048 (put 2024)		55	56
Public Service Auth., Rev. Obligations (Santee Cooper), Series 2014-C, 5.00% 2025		120	127
Public Service Auth., Rev. Ref. Obligations (Santee Cooper), Series 2015-A, 5.00% 2028		35	37
Southold Local Dev. Corp., Rev. Bonds (Peconic Landing at Southold, Inc. Project), Series 2015, 5.00% 2022		400	407
City of Spartanburg, Housing Auth., Multi Family Housing Rev. Bonds (Connecticut Village Apartments), Series 2022, 1.05% 2025 (put 2023)		125	123
Spartanburg Regional Health Services Dist., Hospital Rev. Ref. Bonds, Series 2022, 5.00% 2028		135	149
			1,753

South Dakota 0.54%
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2014-E, 4.00% 2044		70	71
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2018-B, 4.50% 2048		335	346
Housing Dev. Auth., Homeownership Mortgage Bonds, Series 2021-B, 3.00% 2051		255	251
			668

Tennessee 2.02%
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2017-1, 4.00% 2042		175	178
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-A, 4.00% 2045		465	473
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2014-2-C, 4.00% 2045		195	198
Housing Dev. Agcy., Residential Fin. Program Bonds, Series 2015-2-A, 3.75% 2050		250	253
City of Knoxville Community Dev. Corp., Collateralized Multi Family Housing Rev. Bonds (Austin 1B Apartments Project), Series 2021, 0.22% 2024 (put 2023)		40	38
City of Memphis, Health, Educational and Housing Facs. Board, Collateralized Multi Family Housing Rev. Bonds (Tillman Cove Apartments), Series 2020, 0.55% 2024 (put 2024)		590	551
Metropolitan Government of Nashville and Davidson County, Health and Educational Facs. Board, Rev. Bonds (Vanderbilt University Medical Center), Series 2021-A, 5.00% 2031		205	230
Metropolitan Government of Nashville and Davidson County, Water & Sewer Rev. Bonds, Series 2013, 5.00% 2025 (preref. 2023)		85	88
Tennessee Energy Acquisition Corp., Gas Project Rev. Bonds, Series 2017-A, 4.00% 2048 (put 2023)		500	504
			2,513

Private Client Services Funds	39

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Texas 18.67%
Affordable Housing Corp., Multi Family Housing Rev. Bonds (Apartments of Las Palmas I LLC), Series 2021, 0.25% 2024 (put 2022)	USD	15	$15
Arlington Higher Education Fin. Corp., Education Rev. and Rev. Ref. Bonds (Uplift Education), Series 2017-A, 5.00% 2022		645	657
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2025		15	16
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Great Hearts America - Texas), Series 2021-A, 4.00% 2026		15	16
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Harmony Public Schools), Series 2016-A, 5.00% 2024		310	324
Arlington Higher Education Fin. Corp., Education Rev. Bonds (KIPP Texas, Inc.), Series 2019, 5.00% 2026		560	613
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2022		350	353
Arlington Higher Education Fin. Corp., Education Rev. Bonds (Riverwalk Education Foundation, Inc.), Series 2019, 5.00% 2025		800	860
City of Arlington, Water and Wastewater System Rev. Bonds, Series 2021, 5.00% 2023		165	170
Austin Affordable PFC, Inc., Multi Family Housing Rev. Bonds (Bridge at Turtle Creek Apartments), Series 2020, 0.42% 2040 (put 2023)		215	210
Austin Community College Dist., Maintenance Tax Notes, Series 2021, 5.00% 2022		100	101
City of Austin, Water and Wastewater System Rev. Ref. Bonds, Series 2020-C, 5.00% 2025		510	553
County of Bexar, Combination Tax and Rev. Certs. of Obligation, Series 2013-B, 5.00% 2033 (preref. 2023)		105	108
Brownsville Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020-A, 3.00% 2026		500	509
Cameron County Housing Fin. Corp., Multi Family Housing Rev. Bonds (Sunland Country Apartments), Series 2021, 0.28% 2024 (put 2023)		50	48
Capital Area Housing Fin. Corp., Multi Family Housing Rev. Bonds (Redwood Apartments), Series 2020, 0.41% 2041 (put 2024)		460	441
Carrollton-Farmers Branch Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 5.00% 2023		135	138
Clear Creek Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.28% 2038 (put 2024)		100	93
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2023		5	5
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2024		5	5
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2025		10	11
Clifton Higher Education Fin. Corp., Education Rev. Bonds (Idea Public Schools), Series 2021-T, 5.00% 2026		5	5
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2014-C, 5.00% 2027		500	522
Cypress-Fairbanks Independent School Dist., Unlimited Tax School Building Bonds, Series 2015-B-2, 0.28% 2040 (put 2024)		200	190
Cities of Dallas and Fort Worth, Dallas/Fort Worth International Airport, Joint Rev. Ref. Bonds, Series 2014-E, 5.00% 2023		370	375
City of Dallas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Midpark Towers), Series 2021, 0.35% 2024 (put 2023)		180	177
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2014-A, 5.00% 2023		15	16
Dallas Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2030 (preref. 2025)		400	428
Del Mar College Dist., Limited Tax Bonds, Series 2020-B, 5.00% 2024		400	423
Del Mar College Dist., Limited Tax Bonds, Series 2020-A, 5.00% 2026		335	368
Del Valle Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2022		155	156
El Paso Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.00% 2026		400	424
Fort Bend Grand Parkway Toll Road Auth., Limited Contract Tax and Toll Road Rev. Ref. Bonds, Series 2021-A, 5.00% 2028		120	135
Fort Bend Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024		130	137
Fort Bend Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-A, 1.95% 2049 (put 2022)[3]		420	420
G.O. Water Financial Assistance Rev. Ref. Bonds, Series 2021-B, 4.00% 2030		50	52
City of Galveston Public Fac. Corp., Multi Family Housing Rev. Bonds (The Orleanders at Broadway), Series 2021, 0.47% 2025 (put 2024)		150	141
Garland Independent School Dist., Unlimited Tax School Building Bonds, Series 2016, 5.00% 2030		400	426
Goose Creek Consolidated Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 0.15% 2049 (put 2022)		140	139
Grand Prairie Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015, 5.25% 2024		525	552
Harlandale Independent School Dist., Maintenance Tax Notes, Series 2021, BAM insured, 2.00% 2040 (put 2024)		50	50
Harlandale Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 0.75% 2045 (put 2025)		100	94
County of Harris, Toll Road Rev. and Rev. Ref. Bonds, Series 2018-A, 5.00% 2024		150	159

40	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Texas (continued)
Harris County Cultural Education Facs. Fin. Corp., Hospital Rev. Bonds (Memorial Hermann Health System), Series 2019-C-1, (SIFMA Municipal Swap Index + 0.42%) 0.86% 2049 (put 2022)[1]	USD	375	$375
Harris County Cultural Education Facs. Fin. Corp., Medical Facs. Mortgage Rev. Ref. Bonds (Baylor College of Medicine), Series 2019-A, (3-month USD-LIBOR x 0.70 + 0.65%) 0.968% 2046 (put 2024)[1]		130	130
Harris County Cultural Education Facs. Fin. Corp., Rev. Bonds (Texas Medical Center), Series 2020-A, 0.90% 2050 (put 2025)		130	127
Harris County Health Facs. Dev. Corp., Rev. Ref. Bonds (CHRISTUS Health), Series 2005-A-4, Assured Guaranty Municipal insured, 0.05% 2031[1]		125	125
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Corona Del Valle), Series 2021, 0.37% 2025 (put 2023)		50	48
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Oso Bay Apartments), Series 2021, 0.27% 2024 (put 2022)		100	99
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (Palladium Simpson Stuart Apartments), Series 2021, 0.35% 2025 (put 2024)		165	158
Dept. of Housing and Community Affairs, Multi Family Housing Rev. Bonds (The Park at Kirkstall), Series 2021, 0.65% 2025 (put 2024)		325	307
Dept. of Housing and Community Affairs, Residential Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052		310	305
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2018-A, 4.75% 2049		330	342
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2019-A, 4.00% 2050		380	388
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2020-A, 3.50% 2051		125	125
Dept. of Housing and Community Affairs, Single Family Mortgage Rev. Bonds, Series 2021-A, 3.00% 2052		135	132
Housing Options, Inc., Multi Family Housing Rev. Bonds (Brooks Manor - The Oaks Project), Series 2021, 0.50% 2041 (put 2025)		100	93
City of Houston Housing Fin. Corp., Multi Family Housing Rev. Bonds (Temenos Place Apartments), Series 2021, 0.29% 2024 (put 2023)		85	82
City of Houston, Combined Utility System Rev. Ref. Bonds, Series 2019-B, 2.00% 2024		615	605
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2022		10	10
City of Houston, Convention and Entertainment Facs. Dept., Hotel Occupancy Tax and Special Rev. Ref. Bonds, Series 2021, 4.00% 2023		15	15
Keller Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2027 (preref. 2025)		470	502
Longview Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2024		500	524
Medina Valley Independent School Dist., Unlimited Tax School Building Bonds, Series 2021, 0.82% 2051 (put 2026)		90	82
Municipal Gas Acquisition and Supply Corp. I, Gas Supply Rev. Bonds, Series 2008-D, 6.25% 2026		150	161
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2022		10	10
Municipal Gas Acquisition and Supply Corp. III, Gas Supply Rev. Ref. Bonds, Series 2021, 5.00% 2025		120	126
North Central Texas Housing Fin. Corp., Multi Family Housing Rev. Bonds (Bluebonnet Ridge Apartments), Series 2021, 0.375% 2040 (put 2024)		85	80
North Texas Municipal Water Dist., Water System Rev. Ref. and Improvement Bonds, Series 2021, 5.00% 2022		45	46
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024		395	412
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2014-A, 5.00% 2024 (escrowed to maturity)		190	199
North Texas Tollway Auth., System Rev. Ref. Bonds, Series 2016-A, 5.00% 2026		1,500	1,559
Northside Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 0.70% 2050 (put 2025)		1,000	936
Odessa Housing Fin. Corp., Multi Family Housing Rev. Bonds (Cove in Odessa Apartments), Series 2021, 0.37% 2024 (put 2023)		230	222
Pasadena Independent School Dist., Unlimited Tax School Building and Rev. Ref. Bonds, Series 2013, 5.00% 2038		500	511
Plano Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2020, 5.00% 2023		135	138
Prosper Independent School Dist., Unlimited Tax School Building Bonds, Series 2019-B, 2.00% 2050 (put 2023)		210	209
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2024		200	209
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2025		250	267
County of Rockwall, Permanent Improvement and Rev. Ref. Bonds, Series 2020, 5.00% 2026		260	283
Round Rock Independent School Dist., Unlimited Tax Rev. Ref. Bonds, Series 2017, 5.00% 2022		300	303
City of San Antonio Housing Trust Fin. Corp., Multi Family Housing Rev. Bonds (The Arbors at West Avenue Apartments), Series 2022, 1.45% 2026 (put 2025)		90	87
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2015-D, 1.125% 2045 (put 2026)		230	211
City of San Antonio, Electric and Gas Systems Rev. Bonds, Series 2013, 5.00% 2048 (preref. 2023)		140	143
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2022, 5.00% 2023		60	61
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2020, 5.00% 2026		330	357
City of San Antonio, Electric and Gas Systems Rev. Ref. Bonds, Series 2022, 5.00% 2027		110	121
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2023		80	82
Tomball Independent School Dist., Unlimited Tax School Building Bonds, Series 2020, 5.00% 2024		30	31

Private Client Services Funds	41

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Texas (continued)
Transportation Commission, G.O. Mobility Fund Bonds, Series 2014-B, 0.65% 2041 (put 2026)	USD	500	$456
Travis County Strategic Housing Fin. Corp., Multi Family Housing Rev. Bonds (Yager Flats), Series 2021, 0.46% 2041 (put 2025)		770	695
Water Dev. Board, State Water Implementation Rev. Fund of Texas Rev. Bonds (Master Trust), Series 2018-B, 5.00% 2023		45	46
			23,170

Utah 0.67%
Canyons School Dist., Board of Education, G.O. Bonds (Utah School Bond Guaranty Program), Series 2021-A, 5.00% 2027		25	28
Housing Corp., Single Family Mortgage Bonds, Class III, Series 2015-D-2, 4.00% 2045		170	172
Salt Lake City, Airport Rev. Bonds (Salt Lake City International Airport), Series 2021-B, 5.00% 2024		275	289
County of Salt Lake, Board of Education, G.O. Rev. Ref. Bonds (Utah School Bond Guaranty Act), Series 2021, 5.00% 2024		250	264
Transit Auth., Sales Tax Rev. Bonds, Series 2008-A, 5.25% 2023		15	16
City of Vineyard, Redev. Agcy., Tax Increment Rev. and Rev. Ref. Bonds, Series 2021, Assured Guaranty Municipal insured, 5.00% 2024		65	68
			837

Vermont 0.03%
Housing Fin. Agcy., Multiple Purpose Bonds, Series 2020-A, 3.75% 2050		40	41

Virginia 1.08%
County of Arlington, Industrial Dev. Auth., Hospital Rev. Bonds (Virginia Hospital Center), Series 2020, 5.00% 2025		130	139
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Arrowbrook Apartments Project), Series 2020, 0.41% 2041 (put 2024)		500	479
County of Fairfax, Redev. and Housing Auth., Multi Family Housing Rev. Bonds (Oakwood North Four Project), Series 2021, 0.41% 2025 (put 2024)		570	540
City of Hopewell, Redev. And Housing Auth., Multi Family Housing Rev. Bonds (Hopewell Heights Apartments), Series 2021-A, 0.49% 2024 (put 2023)		85	82
City of Lynchburg, Econ. Dev. Auth., Hospital Rev. and Rev. Ref. Bonds (Centra Health Obligated Group), Series 2021, 5.00% 2029		95	106
			1,346

Washington 1.57%
Central Puget Sound Regional Transit Auth., Sales Tax and Motor Vehicle Excise Tax Improvement and Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2028		65	74
City of Everett, Housing Auth., Multi Family Housing Rev. Bonds (Baker Heights Legacy), Series 2021, 0.30% 2024 (put 2023)		80	77
G.O. Rev. Ref. Bonds, Series 2017-R-A, 5.00% 2022		25	25
Health Care Facs. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-B, 4.00% 2042 (put 2030)		250	263
Housing Fin. Commission, Multi Family Housing Rev. Bonds (Garten Haus Apartments Project), Series 2021, 0.37% 2024 (put 2023)		45	44
Housing Fin. Commission, Single Family Program Bonds, Series 2017-1-N, 4.00% 2047		240	244
Housing Fin. Commission, Single Family Program Bonds, Series 2020-1-N, 4.00% 2050		345	352
Housing Fin. Commission, Single Family Program Bonds, Series 2021-2-N, 3.00% 2051		90	88
City of Seattle, Housing Auth., Rev. and Rev. Ref. Bonds (Northgate Plaza Project), Series 2021, 1.00% 2026		70	65
City of Seattle, Housing Auth., Rev. Bonds (Lam Bow Apartments Project), Series 2021, 1.25% 2024		15	15
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2021-B, (SIFMA Municipal Swap Index + 0.25%) 0.69% 2045 (put 2026)[1]		115	114
City of Seattle, Municipal Light and Power Rev. Ref. Bonds, Series 2018-C-2, (SIFMA Municipal Swap Index + 0.49%) 0.93% 2046 (put 2023)[1]		325	325
University of Washington, General Rev. Ref. Bonds, Series 2020-C, 5.00% 2025		250	268
			1,954

42	Private Client Services Funds

Capital Group Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
West Virginia 0.76%
G.O. State Road Bonds, Series 2021-A, 5.00% 2025	USD	15	$16
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Charles Towers), Series 2021, 0.21% 2023 (put 2022)		75	75
Housing Dev. Fund, Multi Family Housing Rev. Bonds (Parkland Place / Chapmanville Towers), Series 2021, 0.28% 2024 (put 2023)		875	856
			947

Wisconsin 1.91%
Health and Educational Facs. Auth., Rev. Bonds (Advocate Aurora Health Care Credit Group), Series 2018-C-3, (SIFMA Municipal Swap Index + 0.55%) 0.99% 2054 (put 2023)[1]		340	339
Health and Educational Facs. Auth., Rev. Bonds (Gundersen Lutheran), Series 2020, 5.00% 2026[2]		660	705
Health and Educational Facs. Auth., Rev. Ref. Bonds (Ministry Health Care, Inc.), Series 2012-C, 5.00% 2027 (preref. 2022)		210	212
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2017-C, 4.00% 2048		180	183
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2020-A, 3.50% 2050		330	331
Housing and Econ. Dev. Auth., Home Ownership Rev. Bonds, Series 2021-A, 3.00% 2052		30	29
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.40% 2045 (put 2023)		25	24
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-B, 0.50% 2050 (put 2024)		35	32
Housing and Econ. Dev. Auth., Housing Rev. Bonds, Series 2021-C, 0.81% 2052 (put 2025)		110	103
Public Fin. Auth., Hospital Rev. Ref. Bonds (Renown Regional Medical Center Project), Series 2016-A, 5.00% 2022		300	301
Public Fin. Auth., Rev. Ref. Bonds (Providence St. Joseph Health), Series 2021-C, 4.00% 2041 (put 2030)		115	117
			2,376

Wyoming 0.13%
Community Dev. Auth., Housing Rev. Bonds, Series 2020-1, 4.00% 2050		160	163

Total bonds, notes & other debt instruments (cost: $109,338,000)			105,373

Short-term securities 13.95%
Municipals 13.95%
State of Arizona, Industrial Dev. Auth., Hospital Rev. Ref. Bonds (Phoenix Children’s Hospital), Series 2019-B, 0.31% 2048[1]		3,300	3,300
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023		45	43
State of Idaho, Tax Anticipation Notes, Series 2021, 3.00% 6/30/2022		3,000	3,009
State of Iowa, Fin. Auth., Rev. Bonds (UnityPoint Health), Series 2018-E, 0.31% 2041[1]		3,500	3,500
State of Massachusetts, Housing Fin. Agcy., Single Family Housing Notes, Series 2021, 0.25% 12/1/2022		50	49
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2008-A, 0.30% 2038[1]		2,500	2,500
State of Michigan, Regents of the University of Michigan, General Rev. Bonds, Series 2012-B, 0.30% 2042[1]		1,000	1,000
State of Nevada, Housing Division, Single Family Mortgage Rev. Bonds, Series 2021-D, 0.25% 12/1/2022		65	65
State of New York, Dormitory Auth., Rev. Bonds (Cornell University), Series 2019-B, 0.34% 2039[1]		1,600	1,600
State of Ohio, Hospital Rev. Bonds (Cleveland Clinic Health System Obligated Group), Series 2019-F, 0.36% 2052[1]		1,290	1,290
State of South Carolina, Jobs-Econ. Dev. Auth., Hospital Rev. Bonds (Prisma Health Obligated Group), Series 2018-B, 0.36% 2048[1]		700	700
State of Texas, Deer Park Independent School Dist., Unlimited Tax School Building Bonds, Series 2018, 0.16% 2042 (put 2022)[4]		225	224
State of Texas, North East Independent School Dist., Unlimited Tax School Building Bonds, Series 2013-B, 0.25% 2032 (put 2022)[4]		35	35

Total short-term securities (cost: $17,324,000)			17,315
Total investment securities 98.86% (cost: $126,662,000)			122,688
Other assets less liabilities 1.14%			1,416

Net assets 100.00%			$124,104

Private Client Services Funds	43

Capital Group Short-Term Municipal Fund

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)		Value and unrealized appreciation at 4/30/2022 (000)
2 Year U.S. Treasury Note Futures	Short	32	June 2022	USD	(6,746)	$32

[1]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[2]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $720,000, which represented .58% of the net assets of the fund.
[3]	Step bond; coupon rate may change at a later date.
[4]	For short-term securities, the mandatory put date is considered to be the maturity date.

Key to abbreviations

Agcy. = Agency

Assn. = Association

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

LIBOR = London Interbank Offered Rate

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

SOFR = Secured Overnight Financing Rate

USD = U.S. dollars

44	Private Client Services Funds

Capital Group California Core Municipal Fund	unaudited
Investment portfolio April 30, 2022

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies.

Bonds, notes & other debt instruments 84.04%	Principal amount (000)		Value (000)
California 83.48%
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2013-A, 5.00% 2022	USD	975	$989
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2024		600	627
Alameda Corridor Transportation Auth., Rev. Ref. Bonds, Series 2016-A, 5.00% 2025		500	530
City of Alhambra, Insured Rev. Ref. Bonds (Atherton Baptist Homes Project), Series 2016, 5.00% 2027		630	680
City of Anaheim, Public Fncg. Auth., Lease Rev. Bonds (Anaheim Public Improvement Project), Capital Appreciation Bonds, Series 1997-C, Assured Guaranty Municipal insured, 0% 2022		2,000	1,989
Antelope Valley Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015, 0% 2035 (preref. 2025)		2,300	1,377
Antelope Valley Community College Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2015, 0% 2036 (preref. 2025)		2,800	1,603
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2022		1,000	1,012
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Eskaton Properties, Inc. Obligated Group), Series 2013, 5.00% 2023		500	517
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2023		370	384
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2024		395	418
Assn. of Bay Area Governments, Fin. Auth. for Nonprofit Corps., Rev. Ref. Bonds (Windemere Ranch Infrastructure Fncg. Program), Series 2014-A, 5.00% 2025		510	540
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2001-A, (SIFMA Municipal Swap Index + 1.25%) 1.69% 2036 (put 2027)[1]		1,000	1,017
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2013-S-4, 5.00% 2043 (preref. 2023)		1,000	1,028
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2008-B-1, (SIFMA Municipal Swap Index + 1.10%) 1.54% 2045 (put 2024)[1]		4,275	4,296
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2017-G, 2.00% 2053 (put 2024)		2,525	2,495
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Bonds, Series 2021-D, (SIFMA Municipal Swap Index + 0.30%) 0.74% 2056 (put 2027)[1]		1,895	1,850
Bay Area Toll Auth., San Francisco Bay Area Toll Bridge Rev. Ref. Bonds, Series 2017-S-7, 5.00% 2024		1,200	1,261
Bay Area Water Supply and Conservation Agcy., Rev. Bonds, Series 2013-A, 5.00% 2023		500	513
City of Beaumont, Wastewater Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2026		500	551
City of Burbank, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015, BAM insured, 5.00% 2022		1,305	1,330
California County Tobacco Securitization Agcy., Tobacco Settlement Rev. Bonds (Los Angeles County Securitization Corp.), Series 2020-A, 5.00% 2026		600	639
Trustees of the California State University, Systemwide Rev. Bonds, Series 2015-A, 5.00% 2024		500	531
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-A, 5.00% 2028		2,705	2,945
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-2, 0.55% 2049 (put 2026)		1,980	1,736
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-3, 4.00% 2051 (put 2023)		2,500	2,540
City of Carlsbad, Reassessment Dist. No. 2012-1, Limited Obligation Rev. Ref. Bonds, Series 2013, 3.55% 2023		350	351

Private Client Services Funds	45

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2022	USD	200	$201
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2021-C, BAM insured, 4.00% 2023		225	229
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2014-B, Assured Guaranty Municipal insured, 5.00% 2024		260	274
Cathedral City, Successor Agcy. to the Redev. Agcy., Tax Allocation Housing Rev. Ref. Bonds (Merged Redev. Project Area), Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2025		620	652
Cerritos Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2012-D, 0% 2027		830	709
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2027		465	471
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2028		480	484
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2029		500	504
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2030		520	521
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2031		540	538
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2022		450	455
City of Chino, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2025		665	702
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2024		465	486
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2026		780	838
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2027		430	466
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2028		355	388
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2029		225	248
City of Chino Hills, Fin. Auth., Rev. Ref. Bonds (Community Facs. Dist. Bond Program), Series 2019-D, 5.00% 2030		60	66
City of Chula Vista, Municipal Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2013, 5.00% 2022		1,355	1,371
Clovis Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006-B, National insured, 0% 2030		1,000	761
Community Choice Fncg. Auth., Clean Energy Project Rev. Green Bonds, Series 2021-B-1, 4.00% 2052 (put 2031)		3,750	3,808
Community Choice Fncg. Auth., Clean Energy Project Rev. Green Bonds, Series 2021-A, 4.00% 2052 (put 2027)		1,170	1,200
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2026 (preref. 2024)		1,290	1,363
Compton Community College Dist., G.O. Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2029 (preref. 2025)		1,000	1,080
Compton Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2015 Election, Series 2019-B, BAM insured, 0% 2033		1,000	651
City of Concord, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2023		825	845
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2026		400	412
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2027		885	964
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2028		930	1,024
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 5.00% 2029		675	750
Desert Community College Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2032 (preref. 2026)		1,885	2,057
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 3.00% 2023		205	205
City of Dublin, Community Facs. Dist. No. 2015-1 (Dublin Crossing), Improvement Area No. 3, Special Tax Bonds, Series 2021, 3.00% 2025		265	260
East Bay Municipal Utility Dist., Water System Rev. Ref. Bonds, Series 2015-A, 5.00% 2027		3,550	3,814
East Side Union High School Dist., G.O. Bonds, 2008 Election, Series 2012-D, 5.00% 2037 (preref. 2022)		500	505
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 2.75% 2028		535	537
Eastern Municipal Water Dist., Water and Wastewater Rev. Ref. Bonds, Series 2021-A, 4.00% 2029		1,210	1,309
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2021-A, 5.00% 2028		1,375	1,534
Educational Facs. Auth., Rev. Ref. Bonds (Stanford University), Series 2009-T-5, 5.00% 2023		1,290	1,325
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2026		530	560
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2027		500	528
City of El Centro, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2030		1,000	1,055
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2024		855	865
City of Elk Grove, Fin. Auth., Special Tax Rev. Bonds, Series 2015, BAM insured, 5.00% 2025		580	619
Etiwanda School Dist., G.O. Bonds, 2016 Election, Series 2020-A, 4.00% 2029		570	611
City of Eureka, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2017-B, 5.00% 2022		835	848
City of Fillmore, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2024		1,000	1,051

46	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
Folsom Cordova Unified School Dist., School Facs. Improvement Dist. No. 1, G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2004-B, National insured, 0% 2026	USD	1,000	$876
City of Fontana, Community Facs. Dist. No. 22 (Sierra Hills South), Special Tax Bonds, Series 2014, 5.00% 2023		535	551
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2026		100	103
City of Fontana, Community Facs. Dist. No. 86 (Etiwanda Ridge), Special Tax Bonds, Series 2020, 4.00% 2027		120	123
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2027		625	646
City of Fontana, Public Facs. Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2021-A, 4.00% 2029		390	403
G.O. Bonds, Series 2021, 5.00% 2029		2,000	2,285
G.O. Bonds, Series 2018, 5.00% 2030		1,000	1,125
G.O. Bonds, Series 2021, 5.00% 2031		85	92
G.O. Bonds, Series 2021, 5.00% 2032		70	76
G.O. Bonds, Series 2022, 5.00% 2033		1,250	1,459
G.O. Bonds, Series 2021, 5.00% 2034		70	76
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2027		745	827
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2028		1,000	1,129
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2028		685	769
G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2029		6,000	6,695
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2029		3,500	4,003
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2029		3,000	3,424
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2029		1,000	1,143
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2030		3,500	4,034
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2030		2,850	3,291
G.O. Rev. Ref. Bonds, Series 2019, 5.00% 2031		3,000	3,481
G.O. Rev. Ref. Bonds, Series 2021, 5.00% 2031		2,500	2,914
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2032		4,000	4,569
G.O. Rev. Ref. Bonds, Series 2007, Assured Guaranty Municipal insured, 5.25% 2032		2,125	2,520
G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2035		2,000	2,263
City of Garden Grove, Successor Agcy. to the Dev. Agcy., Tax Allocation Bonds, Series 2016, BAM insured, 5.00% 2022		400	405
City of Glendale, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Central Glendale Redev. Project), Series 2016, BAM insured, 5.00% 2024		425	451
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2018-A, 5.00% 2022 (escrowed to maturity)		3,000	3,009
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2017-A-1, 5.00% 2022		1,730	1,735
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, AMBAC insured, 0% 2024 (escrowed to maturity)		2,000	1,904
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Capital Appreciation Bonds, Series 2005-A, Assured Guaranty Municipal insured, 0% 2026 (escrowed to maturity)		2,785	2,514
Greenfield Elementary School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2007-A, Assured Guaranty Municipal insured, 0% 2029		1,270	987
City of Grossmont, Healthcare Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2007-A, AMBAC insured, 0% 2032		1,500	1,052
City of Hawthorne, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2024		250	264
Health Facs. Fncg. Auth., Rev. Bonds (Adventist Health System/West), Series 2013-A, 5.00% 2023		910	933
Health Facs. Fncg. Auth., Rev. Bonds (Adventist Health System/West), Series 2013-A, 5.00% 2024		1,105	1,132
Health Facs. Fncg. Auth., Rev. Bonds (Cedars-Sinai Medical Center), Series 2016-A, 5.00% 2023		650	674
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2025		1,000	1,066
Health Facs. Fncg. Auth., Rev. Bonds (Kaiser Permanente), Series 2017-B, 5.00% 2029 (put 2022)		1,025	1,041
Health Facs. Fncg. Auth., Rev. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2014-A, 5.00% 2025		400	422
Health Facs. Fncg. Auth., Rev. Bonds (PIH Health), Series 2020-A, 5.00% 2030		1,900	2,171
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2019-B, 5.00% 2039 (put 2027)		2,135	2,333
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2024		3,000	3,182
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2026 (preref. 2025)		300	326
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2013-A, 5.00% 2052 (preref. 2023)		1,665	1,726
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Adventist Health System/West), Series 2016-A, 4.00% 2025		1,270	1,324
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2026		830	904
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2022		175	178
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Marshall Medical Center), Series 2015, 5.00% 2023		135	140

Private Client Services Funds	47

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2024	USD	1,000	$1,062
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Stanford Health Care), Series 2017-A, 5.00% 2026		1,750	1,927
Hemet Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2015, 5.00% 2026		600	632
Hemet Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2023		885	917
Housing Fin. Agcy., Municipal Certs., Series 2021-A-3, 3.25% 2036		1,252	1,200
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2025		100	107
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2026		125	135
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2027		110	120
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2028		375	411
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2029		140	153
Infrastructure and Econ. Dev. Bank, Charter School Rev. Bonds (Equitable School Revolving Fund), Series 2019-B, 5.00% 2030		340	370
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (J. Paul Getty Trust), Series 2020-A-1, 4.00% 2030		825	894
City of Inglewood, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Merged Redev. Project), Series 2017-A, BAM insured, 5.00% 2027		650	720
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 3.25% 2022		700	704
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2012, 4.00% 2022		400	403
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2013, 5.00% 2024		725	751
City of Irvine, Reassessment Dist. No. 13-1, Limited Obligation Improvement Bonds, Series 2013, 3.375% 2023		850	864
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 4.00% 2022		225	227
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2023		200	207
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2024		210	221
City of Irvine, Reassessment Dist. No. 19-1, Limited Obligation Improvement Bonds, Series 2019, 5.00% 2025		250	267
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, BAM insured, 4.00% 2025		500	517
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, 4.00% 2028		500	524
City of Irvine, Reassessment Dist. No. 21-1, Limited Obligation Improvement Bonds, Series 2021, BAM insured, 4.00% 2030		1,265	1,327
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2027		140	154
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2028		350	389
Irvine Unified School Dist., Community Facs. Dist. No. 09-1, Special Tax Bonds, Series 2019-A, BAM insured, 5.00% 2030		215	237
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2023		500	517
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Bonds, Series 2014-A, 5.00% 2029		710	748
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 5.00% 2023		750	776
City of Jurupa, Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2020-A, BAM insured, 4.00% 2027		1,615	1,711
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2029		335	360
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2031		375	406
Kern Community College Dist., Safety Repair and Improvement G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2006, FSA insured, 0% 2022		1,500	1,487
Kings Canyon Joint Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2029		1,600	1,717
La Habra School Dist., G.O. Bonds, Capital Appreciation Bonds, 2000 Election, Series 2002-A, FSA insured, 0% 2026		1,010	883
Lakeside Union School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2029		1,785	1,957
Lammersville Joint Unified School Dist., Community Facs. Dist. No. 2002, Special Tax Bonds, Series 2017, 4.00% 2022		680	684
City of Lodi, Public Fin. Auth., Rev. Ref. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2024		260	275
Long Beach Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2008-A, Assured Guaranty Municipal insured, 0% 2027		3,865	3,322
City of Los Angeles, Community Facs. Dist. No. 4 (Playa Vista - Phase 1), Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2023		690	714
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-B, 5.00% 2031		420	483

48	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. and Rev. Ref. Bonds, Series 2021-B, 5.00% 2034	USD	1,025	$1,159
City of Los Angeles, Dept. of Airports, Los Angeles International Airport, Rev. Bonds, Series 2019-E, 5.00% 2039		1,130	1,234
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022		3,000	3,009
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2017-C, 5.00% 2022		575	579
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2013-A, 5.00% 2022		515	518
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-D, 5.00% 2024		535	564
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 5.00% 2025		1,875	2,016
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-D, 5.00% 2025		500	539
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-B, 5.00% 2026		2,000	2,194
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2018-A, 5.00% 2027		1,555	1,734
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2019-D, 5.00% 2027		1,100	1,227
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2022-A, 5.00% 2030		775	899
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2022-B, 5.00% 2032		690	815
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-C, 5.00% 2033		1,500	1,737
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2022-B, 5.00% 2033		1,345	1,578
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-A, 5.00% 2028		650	737
City of Los Angeles, Solid Waste Resources Rev. Bonds, Series 2013-A, 2.00% 2023		1,110	1,112
County of Los Angeles, Dev. Auth., Multi Family Housing Mortgage Rev. Bonds (Long Beach Senior Housing), Series 2022, 2.00% 2026 (put 2025)		3,350	3,269
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Cantamar Villas), Series 2021-D-1, 0.30% 2025 (put 2024)		1,295	1,235
County of Los Angeles, Dev. Auth., Multi Family Housing Rev. Bonds (Sunny Garden Apartments), Series 2021-C-1, 0.20% 2024 (put 2023)		3,175	3,139
County of Los Angeles, Metropolitan Transportation Auth., Proposition C Sales Tax Rev. Bonds, Series 2021-A, 5.00% 2030		3,610	4,208
County of Los Angeles, Redev. Ref. Auth., Tax Allocation Rev. Ref. Bonds (South Gate Project No. 1), Series 2014-A, Assured Guaranty Municipal insured, 5.00% 2022		1,190	1,203
Los Angeles Community College Dist., G.O. Bonds, 2008 Election, Series 2008-G, 4.00% 2039 (preref. 2024)		3,350	3,473
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014-C, 5.00% 2023		520	538
Madera Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2006, Assured Guaranty Municipal insured, 0% 2029		585	462
Manhattan Beach Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, Series 1999-C, FGIC-National insured, 0% 2024		3,875	3,615
Manteca Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2006, MBIA insured, 0% 2027		560	474
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 5, Special Tax Bonds, Series 2021, 4.00% 2028		275	279
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2022		500	507
City of Merced, Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2028		250	269
Merced Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2011-C, 0% 2033		615	407
Montebello Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2028		1,545	1,640
Mountain View School Dist., G.O. Bonds, 2020 Election, Series 2021-A, Assured Guaranty Municipal insured, 4.00% 2023		1,290	1,320
Municipal Fin. Auth., Educational Rev. Bonds (American Heritage Education Foundation Project), Series 2016-A, 4.00% 2026		200	201
Municipal Fin. Auth., Multi Family Housing Rev. Bonds (Walnut Apartments), Series 2021-A, 0.45% 2024 (put 2023)		2,935	2,828
Municipal Fin. Auth., Rev. Bonds (California Institute of the Arts), Series 2021, 4.00% 2033		250	255
Municipal Fin. Auth., Rev. Bonds (California Lutheran University), Series 2018, 5.00% 2026		300	323
Municipal Fin. Auth., Rev. Bonds (Community Health System), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2027		800	881
Municipal Fin. Auth., Rev. Bonds (Community Health System), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2028		750	837
Municipal Fin. Auth., Rev. Bonds (Community Health System), Series 2021-A, Assured Guaranty Municipal insured, 5.00% 2029		825	933
Municipal Fin. Auth., Rev. Bonds (Retirement Housing Foundation), Series 2017-A, 5.00% 2024		300	317
Municipal Fin. Auth., Rev. Bonds (University of La Verne), Series 2017-A, 5.00% 2023		750	773
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2013, 5.00% 2022		470	476
Municipal Fin. Auth., Rev. Ref. Bonds (Biola University), Series 2017, 5.00% 2026		335	361
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2022		885	900

Private Client Services Funds	49

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
Municipal Fin. Auth., Rev. Ref. Bonds (Harbor Regional Center Project), Series 2015, 5.00% 2025	USD	500	$542
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2028		750	782
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2029		1,085	1,134
Municipal Fin. Auth., Rev. Ref. Bonds (HumanGood Obligated Group), Series 2019-A, 4.00% 2035		1,000	1,027
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Riverside I, LLC - UCR Student Housing Project), Series 2019, BAM insured, 5.00% 2027		530	575
Murrieta Valley Unified School Dist., G.O. Bonds, 2014 Election, Series 2020, 4.00% 2023		335	342
Murrieta Valley Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2023		2,530	2,607
Northern California Energy Auth., Commodity Supply Rev. Bonds, Series 2018, 4.00% 2049 (put 2024)		4,500	4,578
Oak Park Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2006 Election, Series 2009-B, Assured Guaranty Municipal insured, 0% 2029		605	472
Oakland Unified School Dist., G.O. Bonds, 2006 Election, Series 2016-A, 5.00% 2026		1,325	1,451
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 5.00% 2028		1,000	1,116
Oakland Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2034		1,000	1,033
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A, 5.00% 2022		2,000	2,018
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2022		915	923
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2024		1,310	1,383
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, 5.00% 2025		3,000	3,227
Oakland Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015, Assured Guaranty insured, 5.00% 2026		1,125	1,212
Ohlone Community College Dist., G.O. Rev. Ref. Bonds, Series 2012, 5.00% 2023 (preref. 2022)		550	555
County of Orange, Airport Private Activity Rev. Ref. Bonds, Series 2019-B, 5.00% 2025		1,065	1,141
County of Orange, Airport Private Activity Rev. Ref. Bonds, Series 2019-A, 5.00% 2025		1,000	1,071
County of Orange, Airport Rev. Ref. Bonds, Series 2019-A, 5.00% 2022		1,000	1,006
County of Orange, Community Facs. Dist. No. 2016-1 (Village of Esencia), Special Tax Bonds, Series 2016-A, 5.00% 2026		570	612
County of Orange, Transportation Auth., Bond Anticipation Notes (I-405 Improvement Project), Series 2021, 5.00% 2024		2,000	2,121
County of Orange, Water Dist. Rev. Certs. of Part. (Interim Obligations), Series 2019-A, 2.00% 2023		2,725	2,723
City of Oxnard, Fncg. Auth., Wastewater Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 5.00% 2024		250	263
City of Oxnard, Water Rev. Ref. Bonds, Series 2018, BAM insured, 5.00% 2022		700	702
City of Oxnard, Water Rev. Ref. Bonds, Series 2018, BAM insured, 5.00% 2024		450	473
Oxnard Unified School Dist., G.O. Bonds, 2012 Election, Series 2012-A, Assured Guaranty Municipal insured, 5.00% 2037 (preref. 2022)		500	505
Palo Alto Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2008-2, 0% 2031		1,000	737
Palomar Health, G.O. Rev. Ref. Bonds, Series 2016-A, 5.00% 2026		630	679
Paramount Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 1998 Election, Series 2001-B, Assured Guaranty Municipal insured, 0% 2025		3,000	2,744
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2026		250	273
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2027		200	222
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2028		285	319
Peninsula Corridor Joint Powers Board, Farebox Rev. Bonds, Series 2019-A, 5.00% 2029		400	454
Peralta Community College Dist., G.O. Rev. Ref. Bonds, Series 2014-A, 5.00% 2025		2,680	2,825
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 4.00% 2022		915	920
Perris Union High School Dist., Fncg. Auth., Rev. Bonds, Series 2015, 5.00% 2024		1,000	1,048
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2028		185	197
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2029		200	215
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2030		215	226
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2031		350	367
Pleasant Valley School Dist., G.O. Bonds, 2018 Election, Series A, 5.00% 2029 (preref. 2026)		645	710
Pollution Control Fncg. Auth., Water Facs. Rev. Ref. Bonds (American Water Capital Corp. Project), Series 2020, 0.60% 2040 (put 2023)		3,270	3,186
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2013, 4.00% 2022 (escrowed to maturity)		440	444
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2022		850	858
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015-B, BAM insured, 5.00% 2022		500	506
Poway Unified School Dist., Public Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2016-A, 5.00% 2023		885	918
Public Fin. Auth., Electric System Rev. Ref. Bonds, Series 2018, Assured Guaranty Municipal insured, 5.00% 2023		730	756
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2022		1,115	1,126

50	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
Public Fin. Auth., Reassessment Rev. Ref. Bonds, Series 2019, 5.00% 2029	USD	1,000	$1,104
Public Fin. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2017, Assured Guaranty Municipal insured, 5.00% 2023		500	518
Public Fin. Auth., Rev. Bonds (Hoag Memorial Hospital Presbyterian), Series 2022-A, 5.00% 2028		250	279
Public Fin. Auth., Rev. Bonds (Hoag Memorial Hospital Presbyterian), Series 2022-A, 5.00% 2030		250	286
Public Fin. Auth., Rev. Bonds (Hoag Memorial Hospital Presbyterian), Series 2022-A, 5.00% 2033		330	384
Public Fin. Auth., Rev. Bonds (Hoag Memorial Hospital Presbyterian), Series 2022-A, 5.00% 2034		350	406
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2028		450	468
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2029		500	522
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2031		520	543
Public Works Board, Lease Rev. Bonds (Dept. of Corrections, Various State Prisons), Series 2019-D, 5.00% 2028		1,000	1,127
Public Works Board, Lease Rev. Green Bonds (Dept. of General Services, Sacramento Region New Natural Resources Headquarters), Series 2021-C, 5.00% 2032		2,440	2,819
Public Works Board, Lease Rev. Ref. Bonds (Dept. of Corrections, Various State Prisons), Series 2015-A, 5.00% 2023		790	815
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-C, 5.00% 2024		1,650	1,751
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2028		5,005	5,622
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-D, 5.00% 2028		5,000	5,476
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2017-B, 5.00% 2028		1,415	1,577
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2021-A, 5.00% 2032		1,000	1,161
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2026		600	634
City of Rancho Cucamonga, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds (Rancho Redev. Project Area), Series 2014, Assured Guaranty Municipal insured, 5.00% 2028		300	317
City of Redding, Joint Powers Fin. Auth., Electric System Rev. Bonds, Series 2015-A, 5.00% 2024		15	16
Rialto Unified School Dist., G.O. Bonds, 2010 Election, Series 2019, 3.00% 2026		600	611
Rialto Unified School Dist., G.O. Bonds, 2010 Election, Series 2019, 3.00% 2027		750	761
City of Richmond, Successor Agcy. to the Redev. Agcy., Rev. Ref. Bonds, Series 2014-A, BAM insured, 5.00% 2025		200	210
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Bonds, Series 2016, BAM insured, 5.00% 2032		240	259
Rio Elementary School Dist., Community Facs. Dist. No. 1, Special Tax Rev. Ref. Bonds, Series 2014, 5.00% 2022		400	404
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Bonds (Project Area No. 1, Desert Communities and Interstate 215 Corridor Projects), Series 2015-A, Assured Guaranty Municipal insured, 5.00% 2023		1,075	1,116
County of Riverside, Public Fncg. Auth., Tax Allocation Rev. Ref. Bonds (Hemet Project), Series 2014, BAM insured, 5.00% 2023		500	518
Riverside Community Properties Dev., Inc., Lease Rev. Bonds (Riverside County Law Building Project), Series 2013, 6.00% 2038 (preref. 2023)		2,585	2,727
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2025		350	373
Riverside Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2026		400	427
Riverside Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2029		850	897
City of Roseville, Community Facs. Dist. No. 1 (Westpark), Special Tax Rev. Ref. Bonds, Series 2015, 5.00% 2024		1,000	1,045
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 1997-K, AMBAC insured, 5.25% 2024		770	796
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-E, 5.00% 2027		1,015	1,116
County of Sacramento, Airport System Rev. Ref. Bonds, Series 2018-E, 5.00% 2030		200	221
Sacramento Unified School Dist., G.O. Bonds, Series 2015, Assured Guaranty Municipal insured, 5.00% 2030		1,000	1,050
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2027		585	619
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2017-E, 5.00% 2027		555	613
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2028		610	649
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2029		635	679
Sacramento Unified School Dist., G.O. Rev. Ref. Bonds, Series 2012, 5.25% 2024		1,300	1,307
San Bernardino Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013-A, Assured Guaranty Municipal insured, 5.00% 2022 (escrowed to maturity)		1,500	1,513
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2027		635	669
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2028		880	926
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2029		430	451
City of San Diego, Limited Obligation Rev. Bonds (Sanford Burnham Prebys Medical Discovery Institute Project), Series 2015-A, 5.00% 2022		200	203
City of San Diego, Public Facs. Fncg. Auth., Lease Rev. Bonds (Capital Improvement Projects), Series 2021-A, 5.00% 2030		200	232

Private Client Services Funds	51

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
City of San Diego, Public Facs. Fncg. Auth., Lease Rev. Bonds (Capital Improvement Projects), Series 2021-A, 5.00% 2031	USD	150	$173
City of San Diego, Public Facs. Fncg. Auth., Water Rev. Bonds, Series 2020-A, 5.00% 2029		500	574
County of San Diego, Community Facs. Dist. No. 2008-1 (Harmony Grove Village), Improvement Area No. 2, Special Tax Bonds, Series 2020-A, 4.00% 2026		255	261
County of San Diego, Grossmont Healthcare Dist., G.O. Rev. Ref. Bonds, Series 2021-E, 5.00% 2030		500	571
County of San Diego, Grossmont Healthcare Dist., G.O. Rev. Ref. Bonds, Series 2021-E, 5.00% 2031		625	720
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2027		400	439
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2028		320	356
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2029		585	655
County of San Diego, Regional Airport Auth., Airport Rev. Bonds, Series 2013-A, 5.00% 2023 (escrowed to maturity)		245	253
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022		3,990	4,012
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, 5.00% 2028		1,000	1,111
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-A, 5.00% 2029		1,000	1,119
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2031		1,405	1,576
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Bonds, Series 2021-B, 5.00% 2029		320	366
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Green Bonds, Series 2020-A, 5.00% 2028		850	963
County of San Diego, Water Auth. Rev. Ref. Bonds, Series 2013-A, 5.00% 2031 (preref. 2022)		900	915
County of San Diego, Water Auth. Rev. Ref. Green Bonds, Series 2021-A, 5.00% 2028		1,000	1,130
County of San Diego, Water Auth., Water Rev. Bonds, Series 2022-A, 5.00% 2028		250	282
County of San Diego, Water Auth., Water Rev. Bonds, Series 2022-A, 5.00% 2029		500	573
County of San Diego, Water Auth., Water Rev. Ref. Green Bonds, Series 2021-S-1, 5.00% 2028		1,285	1,448
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2016-SR-1, 4.00% 2031		3,000	3,113
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2015-R-4, 5.00% 2026		1,000	1,077
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2015-R-4, 5.00% 2027		3,000	3,229
San Diego Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Rev. Ref. Bonds, Series 2016-R-5, 5.00% 2029		1,500	1,638
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Bonds, Series 2019-D-2, 5.00% 2024		1,000	1,047
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2022-B-2, 5.00% 2027		4,000	4,402
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2021-B-2, 5.00% 2031		2,780	3,174
City and County of San Francisco, G.O. Bonds (Earthquake Safety and Emergency Response), Series 2021-E-1, 5.00% 2028		1,450	1,647
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Special Tax Rev. Ref. Bonds (San Francisco Redev. Projects), Series 2014-C, 5.00% 2022		305	308
City of San Francisco, Bay Area Rapid Transit Dist., G.O. Bonds, 2016 Election, Series 2020-C-1, 5.00% 2027		1,500	1,683
San Francisco Community College Dist., G.O. Rev. Ref. Bonds, Series 2020, 5.00% 2027		1,525	1,693
San Francisco Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, 4.00% 2022		1,000	1,003
San Francisco Unified School Dist., G.O. Bonds, 2016 Election, Series 2020-B, 4.00% 2029		1,000	1,065
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2022		25	25
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2023		40	41
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2024		65	68
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2025		90	96
San Jacinto Unified School Dist., Fncg. Auth., Special Tax Rev. Bonds, Series 2019, 5.00% 2026		155	167
San Joaquin Hills Transportation Corridor Agcy., Toll Road Rev. Ref. Bonds, Capital Appreciation Bonds, Series 1997-A, National insured, 0% 2025		285	261
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2029		500	558
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2030		250	281
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-B, 5.00% 2032		1,250	1,405
City of San Jose, Fin. Auth., Lease Rev. Ref. Bonds (Civic Center Project), Series 2013-A, 5.00% 2030 (preref. 2023)		1,625	1,675
City of San Jose, G.O. Bonds (Disaster Preparedness, Public Safety and Infrastructure), Series 2021-A, 5.00% 2030		2,250	2,617
San Jose Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2002 Election, Series 2006-C, National insured, 0% 2025		795	724
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2022		500	505
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2023		375	389

52	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2024	USD	500	$528
San Ramon Valley Unified School Dist., G.O. Bonds, 2012 Election, Series 2018, 5.00% 2024		1,000	1,057
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2022		310	313
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2024		530	555
Santa Margarita Water Dist., Community Facs. Dist. No. 99-1 (Talega), Special Tax Rev. Ref. Bonds, Series 2014-B, 5.00% 2025		375	392
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 1 (Santa Monica Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2025		405	424
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Malibu Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2024		1,235	1,278
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 2 (Malibu Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2025		345	361
Santa Rosa High School Dist., G.O. Bonds, 2014 Election, Series 2021-E, BAM insured, 4.00% 2027		500	531
Santa Rosa High School Dist., G.O. Bonds, 2014 Election, Series 2021-E, BAM insured, 4.00% 2029		500	538
Saugus Union School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2006, FGIC-National insured, 0% 2024		1,210	1,136
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2024		500	523
Saugus Union School Dist., Saugus/Hart School Facs. Fin. Auth., Community Facs. Dist. No. 2006-1, Special Tax Rev. Bonds, Series 2016, 5.00% 2025		1,110	1,180
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 4.00% 2027[2]		740	748
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 4.00% 2029[2]		805	809
School Fin. Auth., School Fac. Rev. Bonds (Granada Hills Charter Obligated Group), Series 2019, 5.00% 2031[2]		875	911
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2014-A, 4.125% 2024		940	951
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2017-A, 5.00% 2024[2]		585	608
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2015-A, 3.625% 2025[2]		600	604
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2017-A, 5.00% 2026[2]		505	537
School Fin. Auth., School Fac. Rev. Bonds (KIPP LA Projects), Series 2017-A, 5.00% 2027[2]		600	643
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2022[2]		200	201
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2023[2]		225	231
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2024[2]		130	135
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2024[2]		100	104
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2025[2]		150	158
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2025[2]		105	110
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2026[2]		110	117
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2026[2]		105	112
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2019-A, 5.00% 2027[2]		220	236
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2027[2]		100	107
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2028[2]		100	108
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2029[2]		100	108
School Fin. Auth., School Fac. Rev. Bonds (KIPP SoCal Projects), Series 2020-A, 5.00% 2030[2]		100	109
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2023		150	150
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2024		145	144
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2025		365	361
City of Seal Beach, Community Facs. Dist. No. 2005-1 (Pacific Gateway Business Center), Special Tax Rev. Ref. Bonds, Series 2016, 3.00% 2026		150	147
City of Signal Hill, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2015-A, BAM insured, 5.00% 2023		500	519
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2019-A, 3.00% 2024		4,065	4,105
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2021-B, 0.50% 2026		5,040	4,573
Solano Community College Dist., G.O. Bonds, 2015 Election, Series 2013-A, 4.375% 2047 (preref. 2023)		595	611
South Placer Wastewater Auth., Wastewater Rev. Ref. Bonds, Series 2020, 5.00% 2031		2,885	3,351
South Placer Wastewater Auth., Wastewater Rev. Ref. Bonds, Series 2020, 5.00% 2032		500	586
Southern California Public Power Auth., Rev. Ref. Bonds (Magnolia Power Project A), Series 2020-1, 5.00% 2027		1,100	1,227
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2026		200	219
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2027		400	446

Private Client Services Funds	53

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
Stanislaus Union School Dist., G.O. Rev. Ref. Bonds, Series 2019, BAM insured, 5.00% 2025	USD	500	$538
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Harriet Tubman Terrace Apartments), Series 2021-Q, 0.24% 2024 (put 2023)		7,000	6,844
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)		5,000	4,980
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2025		750	800
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2015-A, 5.00% 2028		2,085	2,263
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2034		975	1,074
Statewide Communities Dev. Auth., Rev. Bonds (American Baptist Homes of the West), Series 2015, 5.00% 2023		1,110	1,148
Statewide Communities Dev. Auth., Rev. Bonds (Cottage Health System Obligated Group), Series 2015, 5.00% 2043 (preref. 2024)		5,000	5,310
Statewide Communities Dev. Auth., Rev. Bonds (Henry Mayo Newhall Memorial Hospital), Series 2014, Assured Guaranty Municipal insured, 5.00% 2022		750	760
Statewide Communities Dev. Auth., Rev. Bonds (Jewish Home of San Francisco), Series 2016, 5.00% 2026		575	633
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025		310	310
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Episcopal Communities and Services), Series 2012, 5.00% 2024		300	301
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Huntington Memorial Hospital), Series 2014-B, 5.00% 2026 (preref. 2024)		200	211
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2023		500	510
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Methodist Hospital of Southern California), Series 2018, 5.00% 2024		390	406
Statewide Communities Dev. Auth., Rev. Ref. Bonds (Rady Children’s Hospital), Series 2016-B, 5.00% 2028		860	970
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B), Series 2021, BAM insured, 5.00% 2031		3,000	3,351
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B), Series 2021, BAM insured, 5.00% 2032		3,500	3,886
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2022		1,000	1,001
Statewide Communities Dev. Auth., Student Housing Rev. Ref. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments), Series 2016, 5.00% 2029		1,250	1,338
Stockton Unified School Dist., G.O. Bonds, 2012 Election, Series 2018-C, BAM insured, 5.00% 2030		2,145	2,419
City of Suisun, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2014-B, BAM insured, 5.00% 2022		400	405
Sweetwater Union High School Dist., G.O. Bonds, 2006 Election, Series 2006, 4.00% 2026		515	531
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2025		1,715	1,806
Sweetwater Union High School Dist., G.O. Rev. Ref. Bonds, Series 2014, BAM insured, 5.00% 2026		6,000	6,310
Tobacco Securitization Auth. of Northern California, Tobacco Settlement Asset-Backed Rev. Ref. Senior Bonds (Sacramento County Tobacco Securitization Corp.), Series 2021-A-1, 5.00% 2024		1,250	1,298
Tobacco Securitization Auth. of Southern California, Tobacco Settlement Asset-Backed Rev. Ref. Bonds (San Diego County Tobacco Asset Securitization Corp.), Series 2019-A, 5.00% 2025		1,000	1,052
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2030		545	585
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2027		600	665
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2028		700	786
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2029		660	750
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2030		300	342
City of Turlock, Irrigation Dist., Rev. Ref. Bonds, Series 2020, 5.00% 2031		1,600	1,831
City of Tustin, Community Facs. Dist. No. 06-1 (Tustin Legacy / Columbus Villages), Special Tax Rev. Ref. Bonds, Series 2015-A, 5.00% 2024		860	909
Tustin Unified School Dist., Community Facs. Dist. No. 88-1, Special Tax Rev. Ref. Bonds, Series 2015, BAM insured, 5.00% 2022		830	839
Twin Rivers Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2024		400	421
Ukiah Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006, National insured, 0% 2022		175	174
Ukiah Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006, MBIA insured, 0% 2023		1,500	1,454
Union City, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-A, 5.00% 2023		375	390
Regents of the University of California, Limited Project Rev. Bonds, Series 2022-S, 5.00% 2031		1,150	1,339
Val Verde Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 4.00% 2023		600	613

54	Private Client Services Funds

Capital Group California Core Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
City of Vernon, Electric System Rev. Bonds, Series 2022-A, 5.00% 2028	USD	590	$642
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045		915	922
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2019-A, 4.00% 2049		2,580	2,634
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2020-A, 3.00% 2050		6,900	6,835
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2017-CQ, 4.00% 2047		1,225	1,247
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2018-CR, 4.00% 2048		4,260	4,345
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2019-CS, 4.00% 2049		2,465	2,516
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050		4,885	4,838
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2016-CN, 3.50% 2045		570	575
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2024		730	755
Victor Valley Union High School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 4.00% 2026		270	285
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 5.00% 2022		340	344
City of Vista, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015-B-1, Assured Guaranty Municipal insured, 4.00% 2025		400	418
Dept. of Water Resources, Water System Rev. Bonds (Central Valley Project), Series 2021-BD, 5.00% 2028		1,400	1,602
West Basin Municipal Water Dist., Rev. Ref. Bonds, Series 2021-A, 5.00% 2030		1,575	1,830
West Basin Municipal Water Dist., Rev. Ref. Bonds, Series 2021-A, 5.00% 2031		745	875
West Contra Costa Unified School Dist., G.O. Bonds, 2010 Election, Series 2020-F, Assured Guaranty Municipal insured, 4.00% 2028		600	640
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2030		900	966
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, 2005 Election, Series 2008-B, 6.00% 2027		3,000	3,490
Westminster School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-A-1, Assured Guaranty insured, 0% 2023		1,000	971
Whittier City School Dist., G.O. Rev. Ref. Bonds, Series 2016, 4.00% 2030		825	861
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2029		215	231
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2030		235	253
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2031		260	280
Yosemite Community College Dist., G.O. Bonds, Capital Appreciation Bonds, 2004 Election, Series 2010-D, 0% 2031		500	370
			527,006

Missouri 0.02%
Housing Dev. Commission, Single Family Mortgage Rev. Bonds (Special Homeownership Loan Program), Series 2015-A, 3.75% 2038		85	86

Texas 0.08%
Tarrant County Cultural Education Facs. Fin. Corp., Rev. Ref. Bonds (Christus Health), Series 2018-A, 5.00% 2024		500	525

United States 0.46%
Freddie Mac, Multi Family Mortgage Bonds, Series 2019-ML-05, Class ACA, 3.35% 2033		2,888	2,878

Total bonds, notes & other debt instruments (cost: $557,175,000)			530,495

Short-term securities 14.59%
Municipals 14.59%
State of California, Fin. Auth., Recovery Zone Fac. Bonds (Chevron U.S.A., Inc. Project), Series 2010-A, 0.30% 2035[1]		15,950	15,950
State of California, City of Irvine, Reassessment Dist. No. 87-8, Limited Obligation Improvement Bonds, Series 1999, 0.28% 2024[1]		1,000	1,000
State of California, Irvine Ranch Water Dist. Nos. 105, 140, 240 and 250, Consolidated G.O. Bonds, Series 1993, 0.27% 2033[1]		16,200	16,200
State of California, Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bond Anticipation Notes, Capital Appreciation Notes, Series 2020, 0% 2023		2,000	1,923

Private Client Services Funds	55

Capital Group California Core Municipal Fund

Short-term securities (continued)	Principal amount (000)		Value (000)
Municipals (continued)
State of California, City of Los Angeles, Dept. of Water and Power, Power System Demand Rev. Bonds, Series 2002-A-2, 0.27% 2035[1]	USD	8,500	$8,500
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-A-1, 0.27% 2050[1]		8,500	8,500
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.27% 2037[1]		3,605	3,605
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-1, 0.27% 2037[1]		750	750
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.27% 2042[1]		10,600	10,600
State of California, County of Riverside, Tax and Rev. Anticipation Notes, Series 2021, 2.00% 6/30/2022		5,000	5,007
State of California, Statewide Communities Dev. Auth., Pollution Control Rev. Ref. Bonds (Chevron U.S.A., Inc. Project), Series 2002, 0.30% 2024[1]		2,435	2,435
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-4, 0.26% 2048[1]		6,795	6,795
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-1, 0.26% 2048[1]		3,000	3,000
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-2, 0.30% 2048[1]		4,100	4,100
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-1, 0.26% 2032[1]		3,755	3,755

Total short-term securities (cost: $92,182,000)			92,120
Total investment securities 98.63% (cost: $649,357,000)			622,615
Other assets less liabilities 1.37%			8,676

Net assets 100.00%			$631,291

[1]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[2]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $6,696,000, which represented 1.06% of the net assets of the fund.

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)		Value and unrealized appreciation at 4/30/2022 (000)
2 Year U.S. Treasury Note Futures	Short	351	June 2022	USD	(73,995)	$561
5 Year U.S. Treasury Note Futures	Short	60	June 2022		(6,761)	45
						$606

Key to abbreviations

Agcy. = Agency

Assn. = Association

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD = U.S. dollars

56	Private Client Services Funds

Capital Group California Short-Term Municipal Fund	unaudited
Investment portfolio April 30, 2022

Portfolio quality summary*	Percent of net assets

*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies.

Bonds, notes & other debt instruments 82.37%	Principal amount (000)		Value (000)
California 82.37%
City of Alhambra, Rev. Ref. Bonds (Atherton Baptist Homes Project), Series 2016, 5.00% 2023	USD	450	$459
City of Anaheim, Housing and Public Improvements Auth., Rev. Bonds (Electric Utility Distribution System Improvements), Series 2020-A, 5.00% 2022		230	233
City of Anaheim, Housing and Public Improvements Auth., Rev. Bonds (Electric Utility Distribution System Improvements), Series 2020-A, 5.00% 2023		200	208
City of Beaumont, Wastewater Rev. Bonds, Series 2018-A, Assured Guaranty Municipal insured, 5.00% 2022		225	228
City of Burbank, Successor Agcy. to the Redev. Agcy., Tax Allocation Rev. Ref. Redev. Bonds, Series 2015, BAM insured, 5.00% 2022		500	510
Trustees of the California State University, Systemwide Rev. Bonds, Series 2013-A, 5.00% 2023		400	417
Trustees of the California State University, Systemwide Rev. Bonds, Series 2020-A, 5.00% 2024		800	850
Trustees of the California State University, Systemwide Rev. Bonds, Series 2016-B-3, 4.00% 2051 (put 2023)		650	661
Central Unified School Dist., G.O. Bonds, 2020 Election, Series 2021-A, 4.00% 2024		395	408
Chino Basin Regional Fin. Auth., Rev. Notes (Inland Empire Utilities Interim Fncg.), Series 2020-B, 4.00% 2025		500	522
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2023		395	400
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2024		410	416
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2025		430	437
City of Chino, Community Facs. Dist. No. 2003-3, Special Tax Bonds, Series 2021, 4.00% 2026		445	451
Citrus Community College Dist., G.O. Bonds, 2020 Election, Series 2021-A, 4.00% 2025		370	387
Coast Community College Dist., G.O. Bonds, Capital Appreciation Bonds, Series 2006-B, Assured Guaranty insured, 0% 2026		1,205	1,058
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 4.00% 2022		350	351
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2025		125	134
Compton Unified School Dist., G.O. Bonds, 2015 Election, Series 2019-B, BAM insured, 5.00% 2027		500	557
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2024		400	408
Del Mar Union School Dist., Community Facs. Dist. No. 99-1, Special Tax Bonds, Series 2019, 4.00% 2025		410	421
East Side Union High School Dist., G.O. Rev. Ref. Bonds, Series 2020, BAM insured, 5.00% 2025		845	910
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2023		255	259
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2025		275	282
Eastern Municipal Water Dist., Community Facs. Dist. No. 2017-79 (Eagle Crest), Special Tax Bonds, Series 2021, 4.00% 2026		285	293
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 5.00% 2024		225	237
Eastern Municipal Water Dist., Fin. Auth., Water and Wastewater Rev. Ref. Bonds, Series 2020-A, 5.00% 2026		300	329
Educational Facs. Auth., Rev. Bonds (Chapman University), Series 2021-A, 5.00% 2025		425	453
County of El Dorado, Community Facs. Dist. No. 1992-1 (El Dorado Hills Dev.), Special Tax Rev. Ref. Bonds, Series 2012, 5.00% 2022		845	855
Fowler Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 4.00% 2024		745	769
G.O. Bonds, Series 2021, 5.00% 2027		1,475	1,650
G.O. Bonds, Series 2022, 5.00% 2027		1,000	1,110
G.O. Bonds, Series 2013-E, (SIFMA Municipal Swap Index + 0.43%) 0.87% 2029 (put 2023)[1]		500	500

Private Client Services Funds	57

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
Glendale Community College Dist., G.O. Rev. Ref. Bonds, 2016 Election, Series 2020-B, 4.00% 2023	USD	500	$512
Glendale Unified School Dist., G.O. Bonds, 2011 Election, Series 2020-E, 4.00% 2024		475	492
Health Facs. Fncg. Auth., Rev. Bonds (Adventist Health System/West), Series 2013-A, 5.00% 2024		410	420
Health Facs. Fncg. Auth., Rev. Bonds (El Camino Hospital), Series 2017, 5.00% 2025		400	431
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-A, 5.00% 2022		300	304
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-B-3, 2.00% 2036 (put 2025)		1,000	979
Health Facs. Fncg. Auth., Rev. Bonds (Providence St. Joseph Health), Series 2016-B-2, 4.00% 2036 (put 2024)		110	114
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2022 (escrowed to maturity)		200	204
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2018-A, 5.00% 2025		400	433
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2026 (preref. 2025)		275	299
Health Facs. Fncg. Auth., Rev. Bonds (Sutter Health), Series 2016-A, 5.00% 2046 (preref. 2025)		250	272
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Lucile Salter Packard Children’s Hospital at Stanford), Series 2022-A, 5.00% 2024		680	713
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-D, 1.70% 2033 (put 2022)		750	750
Health Facs. Fncg. Auth., Rev. Ref. Bonds (St. Joseph Health System), Series 2009-C, 5.00% 2034 (put 2022)		1,200	1,218
Health Facs. Fncg. Auth., Rev. Ref. Bonds (Sutter Health), Series 2016-B, 5.00% 2026		700	770
Hemet Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014, Assured Guaranty Municipal insured, 4.00% 2024		500	516
Infrastructure and Econ. Dev. Bank, Rev. Bonds (Stanford Consortium Project), Series 2016-A, 5.00% 2022		265	265
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (J. Paul Getty Trust), Series 2021-B-2, 3.00% 2047 (put 2026)		1,500	1,518
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (Segerstrom Center for the Arts), Series 2016-B, 5.00% 2023		1,000	1,031
Infrastructure and Econ. Dev. Bank, Rev. Ref. Bonds (The Broad), Series 2021-A, 5.00% 2026		585	639
City of Irvine, Reassessment Dist. No. 12-1, Limited Obligation Improvement Bonds, Series 2015, 5.00% 2024		965	1,018
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, 4.00% 2027		285	298
Jurupa Unified School Dist., Fncg. Auth., Special Tax Rev. Ref. Bonds (Community Facs. Dists. Nos. 10, 12, 13 and 15), Series 2021-A, BAM insured, 4.00% 2028		275	293
County of Kern, Water Agcy., Improvement Dist. No. 4, Water Rev. Ref. Bonds, Series 2016-A, Assured Guaranty Municipal insured, 5.00% 2023		800	824
Kern Community College Dist., Facs. Improvement Dist. No. 1, G.O. Bonds, 2016 Election, Series 2020-C, 4.00% 2026		645	681
Kings Canyon Joint Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2022		470	474
La Canada Unified School Dist., G.O. Bonds, 2017 Election, Series 2020-B, 4.00% 2022		270	272
La Canada Unified School Dist., G.O. Bonds, 2017 Election, Series 2020-B, 4.00% 2023		260	266
La Canada Unified School Dist., G.O. Bonds, 2017 Election, Series 2020-B, 4.00% 2024		425	440
City of Lake Elsinore, Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2026		195	206
City of Lake Elsinore, Facs. Fin. Auth., Local Agcy. Rev. Ref. Bonds, Series 2021-B, Assured Guaranty Municipal insured, 4.00% 2027		210	223
Los Altos Union High School Dist., G.O. Bonds, Capital Appreciation Bonds, Series 1997-C, National insured, 0% 2022		460	460
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2021-B, 3.00% 2022		1,000	1,003
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2013-A, 5.00% 2022		590	594
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2014-D, 4.00% 2023		500	511
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2014-B, 5.00% 2023		825	853
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2016-B, 5.00% 2024		800	845
City of Los Angeles, Dept. of Water and Power, Power System Rev. Bonds, Series 2022-B, 5.00% 2028		500	566
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-A, 5.00% 2025		500	539
City of Los Angeles, Dept. of Water and Power, Water System Rev. Bonds, Series 2020-A, 5.00% 2026		300	330
City of Los Angeles, Solid Waste Resources Rev. Bonds, Series 2013-A, 2.00% 2023		500	501
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2025		1,500	1,614
County of Los Angeles, Metropolitan Transportation Auth., Measure R Sales Tax Rev. Ref. Green Bonds, Series 2020-A, 5.00% 2026		400	438
Los Angeles Unified School Dist., G.O. Dedicated Unlimited Ad Valorem Property Tax Bonds, Series 2020-RYQ, 5.00% 2025		750	806
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2014-A, 5.00% 2022		250	252
Los Angeles Unified School Dist., G.O. Rev. Ref. Bonds, Series 2015-A, 5.00% 2023		685	708
Menifee Union School Dist., Community Facs. Dist. No. 2011-1, Improvement Area No. 5, Special Tax Bonds, Series 2021, 4.00% 2026		230	234
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, BAM insured, 4.00% 2022		250	251
Menifee Union School Dist., Public Fncg. Auth., Special Tax Rev. Bonds, Series 2016-A, 5.00% 2026		755	793
Modesto Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2016, 5.00% 2023		160	166

58	Private Client Services Funds

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
Modesto Irrigation Dist., Electric System Rev. Ref. Bonds, Series 2021, 5.00% 2026	USD	635	$697
Mountain View Whisman School Dist., G.O. Bonds, 2012 Election, Series 2016-B, 5.00% 2025		610	661
Municipal Fin. Auth., Multi Family Housing Rev. Bonds (Walnut Apartments), Series 2021-A, 0.45% 2024 (put 2023)		625	602
Municipal Fin. Auth., Solid Waste Rev. Ref. Bonds (Republic Services, Inc. Project), Capital Appreciation Bonds, Series 2010, Assured Guaranty Municipal insured, 0% 2023		260	252
Municipal Fin. Auth., Student Housing Rev. Bonds (CHF-Davis II, LLC - Orchard Park Student Housing Project), Series 2021, BAM insured, 5.00% 2025		400	423
Napa Valley Unified School Dist., G.O. Rev. Ref. Bonds, Series 2013, 5.00% 2024 (preref. 2023)		250	259
New Haven Unified School Dist., G.O. Rev. Ref. Bonds, Capital Appreciation Bonds, Series 2012, Assured Guaranty Municipal insured, 0% 2023		965	936
Northern California Energy Auth., Commodity Supply Rev. Bonds, Series 2018, 4.00% 2049 (put 2024)		1,460	1,485
County of Orange, Sanitation Dist., Wastewater Rev. Ref. Obligations, Series 2021-A, 5.00% 2026		750	819
County of Orange, Water Dist. Rev. Ref. Bonds, Series 2019-C, 5.00% 2024		500	530
Pasadena Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, 5.00% 2024		655	694
Peralta Community College Dist., G.O. Bonds, 2006 Election, Series 2020-E-1, 5.00% 2025		1,000	1,076
City of Perris, Joint Powers Auth., Local Agcy. Rev. Ref. Bonds (CFD No. 2001-1 IA No. 4 and No. 5; CFD No. 2005-1 IA No. 4), Series 2017-B, 5.00% 2024		990	1,036
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2024		240	248
Perris Union High School Dist., G.O. Bonds, 2012 Election, Series 2021-C, 4.00% 2025		400	419
Pittsburg Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2010 Election, Series 2012-C, 0% 2047 (preref. 2022)		200	47
Public Fin. Auth., Rev. Ref. Bonds (O’Conner Woods), Series 2022, 4.00% 2026		440	453
Public Works Board, Lease Rev. Bonds (Various Capital Projects), Series 2014-E, 5.00% 2022		500	506
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-C, 5.00% 2024		505	536
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2017-B, 5.00% 2024		330	350
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2022-A, 5.00% 2025		1,330	1,430
Public Works Board, Lease Rev. Ref. Bonds (Various Capital Projects), Series 2016-C, 5.00% 2027		250	275
Public Works Board, Lease Rev. Ref. Bonds (Various State Office Buildings), Series 2015-F, 5.00% 2024		150	157
City of Rancho Cordova, Community Facs. Dist. No. 2018-1 (Grantline), Special Tax Bonds, Series 2021-B, 3.00% 2024		85	84
City of Rancho Cordova, Community Facs. Dist. No. 2018-1 (Grantline), Special Tax Bonds, Series 2021-B, 4.00% 2026		105	107
City of Rancho Cordova, Community Facs. Dist. No. 2018-1 (Grantline), Special Tax Bonds, Series 2021-B, 4.00% 2028		120	122
Ravenswood City School Dist., G.O. Bonds, 2016 Election, Series 2016, 5.00% 2023		445	461
City of Redding, Electric System Rev. Ref. Bonds, Series 2018, 5.00% 2022		725	727
City of Richmond, Wastewater Rev. Ref. Bonds, Series 2019-B, 5.00% 2023		940	974
Riverside Unified School Dist., G.O. Bonds, 2016 Election, Series 2019, 4.00% 2024		125	129
Robla School Dist., G.O. Bonds, 2018 Election, Series 2019-A, Assured Guaranty Municipal insured, 4.00% 2022		740	745
City of Roseville, Fin. Auth., Special Tax Rev. Ref. Bonds, Series 2016, 4.00% 2022		620	625
City of Sacramento, Municipal Utility Dist., Electric Rev. Bonds, Series 1997-K, AMBAC insured, 5.25% 2024		115	119
City of Sacramento, Municipal Utility Dist., Electric Rev. Ref. Bonds, Series 2018-F, 5.00% 2026		500	548
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2023		450	460
Sacramento Unified School Dist., G.O. Bonds, 2012 Election, Series 2019-D, BAM insured, 4.00% 2024		520	536
City of San Diego, Community Facs. Dist. No. 2 (Santaluz), Improvement Area No. 1, Special Tax Rev. Ref. Bonds, Series 2021, 4.00% 2026		490	515
City of San Diego, Public Facs. Fncg. Auth., Lease Rev. Bonds (Capital Improvement Projects), Series 2021-A, 5.00% 2027		255	286
City of San Diego, Public Facs. Fncg. Auth., Sewer Rev. Bonds, Series 2022-A, 5.00% 2027		500	557
City of San Diego, Public Fin. Auth., Water Rev. Bonds, Series 2020-A, 5.00% 2022		335	338
County of San Diego, Grossmont Healthcare Dist., G.O. Rev. Ref. Bonds, Series 2021-E, 5.00% 2028		320	358
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2023		500	515
County of San Diego, Regional Airport Auth., Airport Rev. and Rev. Ref. Bonds, Series 2019-A, 5.00% 2024		500	523
County of San Diego, Regional Airport Auth., Airport Rev. Ref. Bonds, Series 2020-B, 5.00% 2022		1,000	1,006
County of San Diego, Regional Transportation Commission, Limited Sales Tax Rev. Bonds, Series 2021-B, 5.00% 2026		140	153
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2009-D-2, 4.00% 2023 (escrowed to maturity)		400	408
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2016-A-2, 5.00% 2024		400	419
City and County of San Francisco, Airport Commission, San Francisco International Airport, Rev. Ref. Bonds, Series 2019-D-2, 5.00% 2026		500	542

Private Client Services Funds	59

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
City and County of San Francisco, G.O. Bonds (Earthquake Safety and Emergency Response), Series 2021-E-1, 5.00% 2025	USD	815	$878
City and County of San Francisco, Successor Agcy. to the Redev. Agcy., Special Tax Rev. Ref. Bonds (San Francisco Redev. Projects), Series 2014-C, 5.00% 2022		250	252
San Francisco Community College Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2024		865	910
San Gabriel Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2012-B, 0% 2023		200	194
City of San Jacinto, Community Facs. Dist. No. 2002-1 (Rancho San Jacinto Phase 2), Special Tax Rev. Ref. Bonds, Series 2016, 5.00% 2027		900	969
City of San Jose, Airport Rev. Ref. Bonds, Series 2021-A, BAM insured, 5.00% 2026		440	474
San Jose Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017, 5.00% 2022		155	156
Santa Monica-Malibu Unified School Dist., Certs. of Part., Capital Appreciation Notes, Series 2001-C, National insured, 0% 2022		100	99
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 1 (Santa Monica Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2024		485	502
Santa Monica-Malibu Unified School Dist., School Facs. Improvement Dist. No. 1 (Santa Monica Schools), G.O. Bonds, 2018 Election, Series 2021-B, 4.00% 2025		335	351
Silicon Valley Clean Water, Wastewater Rev. Notes, Series 2021-B, 0.50% 2026		1,025	930
Southern California Public Power Auth., Rev. Ref. Bonds (Milford Wind Corridor Phase I Project), Series 2019-1, 5.00% 2022		200	201
Southern California Public Power Auth., Rev. Ref. Green Bonds (Linden Wind Energy Project), Series 2020-A, 5.00% 2024		550	574
Southern California Public Power Auth., Rev. Ref. Green Bonds (Milford Wind Corridor Phase II Project), Series 2021-1, 5.00% 2024		520	549
Southwestern Community College Dist., G.O. Rev. Ref. Bonds (2019 Crossover), Series 2016-B, 4.00% 2022		310	312
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 4.00% 2022		265	268
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-A, 4.00% 2023		250	257
Statewide Communities Dev. Auth., Health Fac. Rev. Ref. Bonds (Los Angeles Jewish Home for the Aging), Series 2019-B, 4.00% 2023		660	677
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Harriet Tubman Terrace Apartments), Series 2021-Q, 0.24% 2024 (put 2023)		2,000	1,956
Statewide Communities Dev. Auth., Multi Family Housing Rev. Bonds (Washington Court Apartments), Series 2021-E, 0.22% 2023 (put 2022)		1,000	996
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2023		135	138
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2024		200	210
Statewide Communities Dev. Auth., Rev. Bonds (Adventist Health System/West), Series 2018-A, 5.00% 2025		415	443
Statewide Communities Dev. Auth., Rev. Bonds (Cottage Health System Obligated Group), Series 2015, 5.00% 2043 (preref. 2024)		1,500	1,593
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2018, 5.00% 2022		700	704
Statewide Communities Dev. Auth., Rev. Bonds (Huntington Memorial Hospital), Series 2018, 5.00% 2026		325	355
Statewide Communities Dev. Auth., Rev. Bonds (Viamonte Senior Living 1 Project), Series 2018-B, 3.00% 2025		155	155
Statewide Communities Dev. Auth., Student Housing Rev. Bonds (CHF-Irvine, LLC - University of California, Irvine East Campus Apartments, Phase I Ref. and Phase IV-B), Series 2021, BAM insured, 5.00% 2029		1,865	2,058
Torrance Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2008 Election, Series 2009-B-1, 0% 2023		250	243
City of Tracy, Successor Agcy. to the Community Dev. Agcy., Tax Allocation Rev. Ref. Bonds, Series 2016, Assured Guaranty Municipal insured, 5.00% 2022		450	454
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2025		500	537
Transbay Joint Powers Auth., Senior Tax Allocation Green Bonds, Series 2020-A, 5.00% 2026		550	601
Twin Rivers Unified School Dist., G.O. Rev. Ref. Bonds, Series 2016-B, Assured Guaranty Municipal insured, 5.00% 2027		225	247
Ukiah Unified School Dist., G.O. Bonds, Capital Appreciation Bonds, 2005 Election, Series 2006, MBIA insured, 0% 2023		440	426
Regents of the University of California, Limited Project Rev. Bonds, Series 2012-G, 5.00% 2022		150	150
Val Verde Unified School Dist., G.O. Bonds, 2020 Election, Series 2020-A, BAM insured, 4.00% 2023		450	460
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2016-B, 3.50% 2045		405	408
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2019-A, 4.00% 2049		1,205	1,230
Dept. of Veterans Affairs, Home Purchase Rev. Bonds, Series 2020-A, 3.00% 2050		1,360	1,347
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2017-CQ, 4.00% 2047		580	590
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2018-CR, 4.00% 2048		1,070	1,091
Dept. of Veterans Affairs, Veterans G.O. Bonds, Series 2020-CT, 3.00% 2050		1,950	1,931
Dept. of Veterans Affairs, Veterans G.O. Rev. Ref. Bonds, Series 2016-CN, 3.50% 2045		575	580

60	Private Client Services Funds

Capital Group California Short-Term Municipal Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
California (continued)
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2024	USD	300	$310
West Contra Costa Unified School Dist., G.O. Bonds, 2012 Election, Series 2020-E, Assured Guaranty Municipal insured, 4.00% 2026		640	673
West Contra Costa Unified School Dist., G.O. Rev. Ref. Bonds, Series 2017-A-1, 5.00% 2024		250	264
Western Riverside Water and Wastewater Fncg. Auth., Local Agcy. Rev. Ref. Bonds, Series 2016-A, 5.00% 2022		100	101
City of Westminster, Successor Agcy. to the Redev. Agcy., Commercial Redev. Project No. 1, Tax Allocation Rev. Ref. Bonds, Series 2016-B, BAM insured, 4.00% 2022		120	121
Whittier Union High School Dist., G.O. Rev. Ref. Bonds, Series 2015, 5.00% 2022		300	303
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, 4.00% 2026		160	167
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2027		180	192
City of Woodland, Community Facs. Dist. No. 2004-1 (Spring Lake), Special Tax Capital Projects Bonds, Series 2021, Assured Guaranty Municipal insured, 4.00% 2028		200	214

Total bonds, notes & other debt instruments (cost: $104,562,000)			100,451

Short-term securities 18.04%
Municipals 18.04%
State of California, Irvine Ranch Water Dist. Nos. 105, 140, 240 and 250, Consolidated G.O. Bonds, Series 1993, 0.27% 2033[1]		2,300	2,300
State of California, City of Los Angeles, Dept. of Water and Power, Rev. Bonds, Series 2021-A-1, 0.27% 2050[1]		4,000	4,000
State of California, Metropolitan Water Dist. of Southern California, Water Rev. Ref. Bonds, Series 2016-B-2, 0.27% 2037[1]		3,500	3,500
State of California, Pollution Control Fncg. Auth., Environmental Impact Rev. Bonds (Air Products and Chemicals, Inc. Project), Series 1997-B, 0.27% 2042[1]		6,500	6,500
State of California, Regents of the University of California, General Rev. Bonds, Series 2013-AL-1, 0.26% 2048[1]		2,400	2,400
State of California, Regents of the University of California, Medical Center Pooled Rev. Bonds, Series 2007-B-1, 0.26% 2032[1]		3,300	3,300

Total short-term securities (cost: $22,000,000)			22,000
Total investment securities 100.41% (cost: $126,562,000)			122,451
Other assets less liabilities (0.41%)			(494)

Net assets 100.00%			$121,957

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)	Value and unrealized appreciation at 4/30/2022 (000)
2 Year U.S. Treasury Note Futures	Short	60	June 2022	USD(12,649)	$62

[1]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.

Key to abbreviations

Agcy. = Agency

Auth. = Authority

Certs. = Certificates

Dept. = Department

Dev. = Development

Dist. = District

Econ. = Economic

Fac. = Facility

Facs. = Facilities

Fin. = Finance

Fncg. = Financing

G.O. = General Obligation

Part. = Participation

Preref. = Prerefunded

Redev. = Redevelopment

Ref. = Refunding

Rev. = Revenue

SIFMA = Securities Industry and Financial Markets Association

USD = U.S. dollars

Private Client Services Funds	61

Capital Group Core Bond Fund	unaudited
Investment portfolio April 30, 2022

Portfolio by type of security	Percent of net assets

Portfolio quality summary*	Percent of net assets
U.S. Treasury bonds & notes†	45.32%
AAA/Aaa	20.42
AA/Aa	9.02
A/A	15.33
BBB/Baa	8.51
Short-term securities & other assets less liabilities	1.40
*	Bond ratings, which typically range from AAA/Aaa (highest) to D (lowest), are assigned by credit rating agencies such as Standard & Poor’s, Moody’s and/or Fitch as an indication of an issuer’s creditworthiness. In assigning a credit rating to a security, the fund looks specifically to the ratings assigned to the issuer of the security by Standard & Poor’s, Moody’s and/or Fitch. If agency ratings differ, the security will be considered to have received the highest of those ratings, consistent with the fund’s investment policies.
†	These securities are guaranteed by the full faith and credit of the U.S. government.

Bonds, notes & other debt instruments 98.60%	Principal amount (000)			Value (000)
U.S. Treasury bonds & notes 42.18%
U.S. Treasury 32.18%
U.S. Treasury 0.125% 2022	USD	27,000		$26,977
U.S. Treasury 1.50% 2022		1,920		1,922
U.S. Treasury 1.75% 2022		—	[1]	—	[1]
U.S. Treasury 2.125% 2022		3,000		3,007
U.S. Treasury 0.125% 2023		10,000		9,875
U.S. Treasury 0.125% 2023		2,000		1,922
U.S. Treasury 0.25% 2023		437		424
U.S. Treasury 0.375% 2023		82		79
U.S. Treasury 1.25% 2023		1,000		986
U.S. Treasury 1.375% 2023		1,275		1,262
U.S. Treasury 1.375% 2023		1,000		986
U.S. Treasury 1.75% 2023		1,000		996
U.S. Treasury 2.00% 2023		2,000		2,002
U.S. Treasury 2.125% 2023		3,415		3,391
U.S. Treasury 2.25% 2023		500		497
U.S. Treasury 2.50% 2023		1,050		1,052
U.S. Treasury 2.75% 2023		4,542		4,569
U.S. Treasury 2.75% 2023		2,250		2,256
U.S. Treasury 1.75% 2024		4,000		3,909
U.S. Treasury 2.00% 2024		3,288		3,235
U.S. Treasury 2.125% 2024[2]		3,500		3,465
U.S. Treasury 2.25% 2024		4,538		4,498
U.S. Treasury 2.25% 2024[2]		3,713		3,679
U.S. Treasury 2.25% 2024		1,820		1,807
U.S. Treasury 2.75% 2024		2,500		2,503
U.S. Treasury 0.50% 2025		4,452		4,155
U.S. Treasury 1.375% 2025		8,128		7,803
U.S. Treasury 2.00% 2025		2,000		1,952

62	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
U.S. Treasury bonds & notes (continued)
U.S. Treasury (continued)
U.S. Treasury 2.625% 2025	USD	6,600	$6,525
U.S. Treasury 2.625% 2025		1,429	1,418
U.S. Treasury 7.625% 2025[2]		481	543
U.S. Treasury 0.50% 2026		3,500	3,189
U.S. Treasury 0.75% 2026		1,150	1,055
U.S. Treasury 0.75% 2026		32	29
U.S. Treasury 0.875% 2026		4,928	4,500
U.S. Treasury 1.625% 2026		3,000	2,856
U.S. Treasury 1.75% 2026		12,140	11,500
U.S. Treasury 1.125% 2027		477	438
U.S. Treasury 2.25% 2027		8,420	8,146
U.S. Treasury 2.25% 2027		2,200	2,121
U.S. Treasury 2.50% 2027		11,270	11,036
U.S. Treasury 1.375% 2028		1,000	904
U.S. Treasury 1.50% 2028[2]		13,500	12,303
U.S. Treasury 2.625% 2029		5,660	5,538
U.S. Treasury 1.875% 2032		12,046	10,994
U.S. Treasury 2.00% 2050[2]		1,000	806
U.S. Treasury 1.875% 2051		369	289
			183,399

U.S. Treasury inflation-protected securities 10.00%
U.S. Treasury Inflation-Protected Security 0.125% 2025[3]		14,107	14,589
U.S. Treasury Inflation-Protected Security 0.125% 2025[3]		1,093	1,131
U.S. Treasury Inflation-Protected Security 0.25% 2025[3]		8,742	9,086
U.S. Treasury Inflation-Protected Security 0.375% 2025[3]		1,316	1,376
U.S. Treasury Inflation-Protected Security 0.125% 2026[3]		12,557	12,926
U.S. Treasury Inflation-Protected Security 0.875% 2029[3]		5,141	5,503
U.S. Treasury Inflation-Protected Security 0.125% 2030[2,3]		12,209	12,391
			57,002

Total U.S. Treasury bonds & notes			240,401

Corporate bonds, notes & loans 27.86%
Financials 9.45%
ACE INA Holdings, Inc. 2.875% 2022		150	151
ACE INA Holdings, Inc. 3.35% 2026		45	45
ACE INA Holdings, Inc. 4.35% 2045		50	49
AerCap Ireland Capital, Ltd. / AerCap Global Aviation Trust 2.45% 2026		1,637	1,458
AerCap Ireland Capital, Ltd. / AerCap Global Aviation Trust 3.00% 2028		1,190	1,036
Allstate Corp. 0.75% 2025		637	580
Allstate Corp. 3.28% 2026		175	173
American International Group, Inc. 2.50% 2025		2,000	1,924
Bank of America Corp. 1.197% 2026 (USD-SOFR + 1.01% on 10/24/2025)[4]		1,108	1,000
Bank of America Corp. 1.734% 2027 (USD-SOFR + 0.96% on 7/22/2026)[4]		935	840
Bank of America Corp. 2.551% 2028 (USD-SOFR + 1.05% on 2/4/2027)[4]		1,860	1,720
Bank of America Corp. 1.922% 2031 (USD-SOFR + 1.37% on 10/24/2030)[4]		1,385	1,128
Bank of America Corp. 2.687% 2032 (USD-SOFR + 1.32% on 4/22/2031)[4]		748	643
BNP Paribas 2.159% 2029 (USD-SOFR + 1.218% on 9/15/2028)[4,5]		475	405
Citigroup, Inc. 4.45% 2027		400	397
Citigroup, Inc. 2.572% 2031 (USD-SOFR + 2.107% on 6/3/2030)[4]		1,283	1,102
Citigroup, Inc. 2.666% 2031 (USD-SOFR + 1.146% on 1/29/2030)[4]		502	437
Corebridge Financial, Inc. 3.50% 2025[5]		1,028	1,019
Corebridge Financial, Inc. 3.65% 2027[5]		1,462	1,420
Corebridge Financial, Inc. 3.85% 2029[5]		497	475
Corebridge Financial, Inc. 3.90% 2032[5]		281	264
Credit Suisse Group AG 3.80% 2023		500	502
Deutsche Bank AG 2.552% 2028 (USD-SOFR + 1.318% on 1/7/2027)[4]		1,500	1,334
Goldman Sachs Group, Inc. 1.757% 2025 (USD-SOFR + 0.73% on 1/24/2024)[4]		2,500	2,416

Private Client Services Funds	63

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Corporate bonds, notes & loans (continued)
Financials (continued)
Goldman Sachs Group, Inc. 0.855% 2026 (USD-SOFR + 0.609% on 2/12/2025)[4]	USD	400	$365
Goldman Sachs Group, Inc. 1.093% 2026 (USD-SOFR + 0.789% on 12/9/2025)[4]		750	671
Goldman Sachs Group, Inc. 1.948% 2027 (USD-SOFR + 0.913% on 10/21/2026)[4]		679	611
Goldman Sachs Group, Inc. 3.814% 2029 (3-month USD-LIBOR + 1.158% on 4/23/2028)[4]		725	697
Goldman Sachs Group, Inc. 1.992% 2032 (USD-SOFR + 1.09% on 1/27/2031)[4]		708	573
Goldman Sachs Group, Inc. 4.017% 2038 (3-month USD-LIBOR + 1.373% on 10/31/2037)[4]		175	160
JPMorgan Chase & Co. 3.559% 2024 (3-month USD-LIBOR + 0.73% on 4/23/2023)[4]		1,125	1,125
JPMorgan Chase & Co. 2.301% 2025 (USD-SOFR + 1.16% on 10/15/2024)[4]		1,165	1,118
JPMorgan Chase & Co. 1.045% 2026 (USD-SOFR + 0.80% on 11/19/2025)[4]		1,500	1,349
JPMorgan Chase & Co. 4.08% 2026 (USD-SOFR + 1.32% on 4/26/2025)[4]		1,500	1,497
JPMorgan Chase & Co. 4.323% 2028 (USD-SOFR + 1.56% on 4/26/2027)[4]		1,250	1,246
JPMorgan Chase & Co. 2.58% 2032 (USD-SOFR + 1.25% on 4/22/2031)[4]		232	199
Lloyds Banking Group PLC 4.375% 2028		200	198
Marsh & McLennan Companies, Inc. 3.875% 2024		495	501
Marsh & McLennan Companies, Inc. 2.25% 2030		715	620
Metropolitan Life Global Funding I 0.95% 2025[5]		757	700
Metropolitan Life Global Funding I 1.875% 2027[5]		1,500	1,376
Morgan Stanley 1.164% 2025 (USD-SOFR + 0.56% on 10/21/2024)[4]		995	930
Morgan Stanley 2.72% 2025 (USD-SOFR + 1.152% on 7/22/2024)[4]		1,640	1,596
Morgan Stanley 0.985% 2026 (USD-SOFR + 0.72% on 12/10/2025)[4]		1,386	1,238
Morgan Stanley 1.593% 2027 (USD-SOFR + 0.879% on 5/4/2026)[4]		954	859
Morgan Stanley 2.699% 2031 (USD-SOFR + 1.143% on 1/22/2030)[4]		461	406
National Australia Bank, Ltd. 1.887% 2027[5]		1,500	1,382
National Securities Clearing Corp. 0.40% 2023[5]		3,000	2,879
New York Life Global Funding 2.25% 2022[5]		305	305
New York Life Global Funding 0.90% 2024[5]		2,000	1,892
Northwestern Mutual Global Funding 0.80% 2026[5]		1,778	1,613
Toronto-Dominion Bank 0.45% 2023		1,353	1,311
Toronto-Dominion Bank 1.45% 2025		1,500	1,424
Toronto-Dominion Bank 1.25% 2026		1,005	902
Toronto-Dominion Bank 1.95% 2027		1,250	1,148
Wells Fargo & Company 3.526% 2028 (USD-SOFR + 1.51% on 3/24/2027)[4]		998	959
Wells Fargo & Company 2.572% 2031 (3-month USD-LIBOR + 1.00% on 2/11/2030)[4]		1,715	1,498
			53,866

Consumer discretionary 4.34%
Amazon.com, Inc. 0.25% 2023		1,175	1,151
Amazon.com, Inc. 0.45% 2024		1,175	1,122
Amazon.com, Inc. 0.80% 2025		1,544	1,443
Amazon.com, Inc. 1.20% 2027		1,287	1,153
Amazon.com, Inc. 1.65% 2028		1,175	1,046
American Honda Finance Corp. 0.75% 2024		2,145	2,031
American Honda Finance Corp. 1.30% 2026		1,535	1,397
American Honda Finance Corp. 2.30% 2026		80	76
American Honda Finance Corp. 3.50% 2028		325	320
Bayerische Motoren Werke AG 0.75% 2024[5]		1,250	1,184
Bayerische Motoren Werke AG 0.80% 2024[5]		1,225	1,170
Bayerische Motoren Werke AG 1.25% 2026[5]		813	739
Daimler Trucks Finance North America, LLC 3.50% 2025[5]		1,200	1,189
Daimler Trucks Finance North America, LLC 2.00% 2026[5]		1,000	915
Daimler Trucks Finance North America, LLC 3.65% 2027[5]		275	268
Daimler Trucks Finance North America, LLC 2.375% 2028[5]		325	287
Home Depot, Inc. 1.50% 2028		1,840	1,617
Hyundai Capital America 0.80% 2023[5]		1,200	1,173
Hyundai Capital America 1.80% 2025[5]		481	444
Hyundai Capital America 2.375% 2027[5]		387	345
Hyundai Capital America 2.10% 2028[5]		350	301
McDonald’s Corp. 3.70% 2026		135	135
McDonald’s Corp. 3.50% 2027		185	183
NIKE, Inc. 2.375% 2026		615	589

64	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Corporate bonds, notes & loans (continued)
Consumer discretionary (continued)
Stellantis Finance US, Inc. 1.711% 2027[5]	USD	1,000	$888
Stellantis Finance US, Inc. 2.691% 2031[5]		900	745
Toyota Motor Credit Corp. 0.625% 2024		2,145	2,025
Toyota Motor Credit Corp. 0.80% 2026		890	807
			24,743

Industrials 2.16%
Avolon Holdings Funding, Ltd. 3.95% 2024[5]		743	731
Avolon Holdings Funding, Ltd. 4.375% 2026[5]		925	892
Boeing Company 5.04% 2027		1,021	1,034
Boeing Company 3.25% 2028		1,095	1,011
Canadian Pacific Railway, Ltd. 1.75% 2026		222	204
Emerson Electric Co. 1.80% 2027		383	347
General Dynamics Corp. 1.15% 2026		1,000	910
Honeywell International, Inc. 2.15% 2022		1,160	1,161
Honeywell International, Inc. 2.30% 2024		878	867
Masco Corp. 1.50% 2028		782	667
Raytheon Technologies Corp. 3.20% 2024		275	276
Siemens AG 0.40% 2023[5]		1,140	1,119
Siemens AG 0.65% 2024[5]		1,425	1,362
Siemens AG 1.20% 2026[5]		808	737
Union Pacific Corp. 3.75% 2025		230	232
Union Pacific Corp. 2.15% 2027		793	743
United Technologies Corp. 3.65% 2023		27	27
			12,320

Communication services 2.08%
Alphabet, Inc. 0.80% 2027		490	431
Alphabet, Inc. 1.10% 2030		500	410
AT&T, Inc. 1.65% 2028		1,065	930
CCO Holdings, LLC and CCO Holdings Capital Corp. 4.908% 2025		165	168
CCO Holdings, LLC and CCO Holdings Capital Corp. 2.80% 2031		502	417
Comcast Corp. 3.95% 2025		539	546
Comcast Corp. 1.95% 2031		704	596
Magallanes, Inc. 3.638% 2025[5]		1,143	1,125
Magallanes, Inc. 3.755% 2027[5]		880	852
Magallanes, Inc. 4.054% 2029[5]		359	343
Netflix, Inc. 4.875% 2028		475	466
Netflix, Inc. 5.875% 2028		250	258
Netflix, Inc. 6.375% 2029		25	27
SBA Tower Trust 1.631% 2026[5]		983	907
Take-Two Interactive Software, Inc. 3.30% 2024		551	548
Take-Two Interactive Software, Inc. 3.70% 2027		367	360
Take-Two Interactive Software, Inc. 4.00% 2032		217	207
T-Mobile US, Inc. 3.75% 2027		1,119	1,089
Verizon Communications, Inc. 3.00% 2027		450	431
Verizon Communications, Inc. 2.10% 2028		1,250	1,121
Verizon Communications, Inc. 2.355% 2032[5]		710	597
			11,829

Consumer staples 1.83%
7-Eleven, Inc. 0.95% 2026[5]		250	224
7-Eleven, Inc. 1.30% 2028[5]		175	149
Altria Group, Inc. 2.35% 2025		156	149
Altria Group, Inc. 4.40% 2026		117	118
Altria Group, Inc. 3.40% 2030		89	80
British American Tobacco PLC 3.462% 2029		1,850	1,650
Coca-Cola Company 1.00% 2028		1,625	1,409
Constellation Brands, Inc. 3.20% 2023		386	387

Private Client Services Funds	65

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Corporate bonds, notes & loans (continued)
Consumer staples (continued)
Constellation Brands, Inc. 2.875% 2030	USD	239	$213
Keurig Dr Pepper, Inc. 3.20% 2030		500	457
Molson Coors Brewing Co. 3.00% 2026		245	233
Nestlé Holdings, Inc. 1.00% 2027[5]		1,640	1,441
Nestlé Holdings, Inc. 1.50% 2028[5]		1,750	1,541
PepsiCo, Inc. 1.625% 2030		85	73
Philip Morris International, Inc. 1.50% 2025		274	258
Philip Morris International, Inc. 0.875% 2026		566	508
Procter & Gamble Company 0.55% 2025		796	733
Procter & Gamble Company 1.00% 2026		362	331
Procter & Gamble Company 3.00% 2030		495	471
			10,425

Health care 1.79%
Abbott Laboratories 3.40% 2023		98	99
Abbott Laboratories 3.75% 2026		292	295
Aetna, Inc. 2.80% 2023		55	55
AmerisourceBergen Corp. 0.737% 2023		853	840
AstraZeneca Finance LLC 1.20% 2026		600	546
AstraZeneca Finance LLC 1.75% 2028		444	396
AstraZeneca PLC 3.375% 2025		445	443
Baxter International, Inc. 2.272% 2028[5]		979	873
Becton, Dickinson and Company 3.734% 2024		17	17
Boston Scientific Corp. 3.45% 2024		296	296
CVS Health Corp. 1.30% 2027		1,134	994
CVS Health Corp. 4.30% 2028		282	283
GlaxoSmithKline PLC 3.375% 2023		750	756
HCA, Inc. 3.375% 2029[5]		483	445
Merck & Co., Inc. 1.90% 2028		1,138	1,027
Novartis Capital Corp. 1.75% 2025		1,006	970
Novartis Capital Corp. 2.00% 2027		275	259
Pfizer, Inc. 2.95% 2024		485	485
Shire PLC 2.875% 2023		48	48
Thermo Fisher Scientific, Inc. 1.75% 2028		385	340
UnitedHealth Group, Inc. 1.15% 2026		495	451
UnitedHealth Group, Inc. 2.00% 2030		148	128
UnitedHealth Group, Inc. 2.30% 2031		200	175
			10,221

Utilities 1.58%
Ameren Corp. 2.50% 2024		373	366
Connecticut Light and Power Co. 3.20% 2027		1,025	1,002
Duke Energy Progress, LLC 3.375% 2023		786	792
Duke Energy Progress, LLC 3.70% 2028		200	198
Florida Power & Light Company 2.85% 2025		225	222
NextEra Energy Capital Holdings, Inc. 2.25% 2030		1,276	1,092
Pacific Gas and Electric Co. 3.45% 2025		150	144
Pacific Gas and Electric Co. 3.75% 2028		150	138
Pacific Gas and Electric Co. 2.50% 2031		175	139
Pacific Gas and Electric Co. 3.30% 2040		50	36
Southern California Edison Co. 0.975% 2024		925	875
Southern California Edison Co. 3.70% 2025		1,000	999
Southern California Edison Co. 2.85% 2029		1,000	903
Tampa Electric Co. 2.60% 2022		350	350
Virginia Electric and Power Co. 3.10% 2025		1,040	1,027
Xcel Energy, Inc. 3.35% 2026		749	733
			9,016

66	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Corporate bonds, notes & loans (continued)
Information technology 1.47%
Adobe, Inc. 1.90% 2025	USD	647	$625
Analog Devices, Inc. 1.70% 2028		418	367
Apple, Inc. 0.70% 2026		1,135	1,037
Apple, Inc. 1.20% 2028		1,418	1,243
Broadcom Corp. / Broadcom Cayman Finance, Ltd. 3.875% 2027		185	181
Broadcom, Inc. 1.95% 2028[5]		123	107
Broadcom, Ltd. 3.625% 2024		270	272
Fidelity National Information Services, Inc. 1.15% 2026		783	709
Fidelity National Information Services, Inc. 1.65% 2028		129	112
Fiserv, Inc. 3.20% 2026		670	649
Fiserv, Inc. 2.25% 2027		527	483
Fortinet, Inc. 1.00% 2026		696	620
Intuit, Inc. 0.95% 2025		255	236
Intuit, Inc. 1.35% 2027		235	209
Microsoft Corp. 2.40% 2026		500	483
Oracle Corp. 2.30% 2028		668	583
PayPal Holdings, Inc. 1.65% 2025		481	455
			8,371

Energy 1.47%
Boardwalk Pipeline Partners LP 4.95% 2024		460	471
BP Capital Markets PLC 4.234% 2028		437	439
Canadian Natural Resources, Ltd. 2.05% 2025		996	939
Enbridge Energy Partners LP 5.875% 2025		230	244
Energy Transfer Partners LP 4.20% 2023		155	157
Energy Transfer Partners LP 4.50% 2024		90	91
Equinor ASA 3.625% 2028		165	163
Exxon Mobil Corp. 2.019% 2024		127	124
Exxon Mobil Corp. 2.44% 2029		183	168
Kinder Morgan, Inc. 3.15% 2023		495	496
MPLX LP 3.375% 2023		75	75
MPLX LP 4.00% 2028		350	340
ONEOK, Inc. 4.55% 2028		638	636
ONEOK, Inc. 6.35% 2031		469	513
Phillips 66 3.85% 2025		1,253	1,262
Pioneer Natural Resources Company 1.125% 2026		238	216
SA Global Sukuk, Ltd. 1.602% 2026[5]		1,505	1,388
Saudi Arabian Oil Co. 1.625% 2025[5]		200	186
Schlumberger BV 4.00% 2025[5]		165	166
Williams Companies, Inc. 3.50% 2030		248	231
Williams Companies, Inc. 2.60% 2031		45	39
			8,344

Real estate 1.11%
Alexandria Real Estate Equities, Inc. 3.95% 2028		60	59
Alexandria Real Estate Equities, Inc. 1.875% 2033		596	469
American Campus Communities, Inc. 3.75% 2023		300	302
American Campus Communities, Inc. 4.125% 2024		415	420
American Tower Corp. 1.45% 2026		982	877
American Tower Corp. 1.60% 2026		717	652
Corporate Office Properties LP 2.75% 2031		294	250
Equinix, Inc. 1.80% 2027		326	287
Equinix, Inc. 2.00% 2028		433	377
Essex Portfolio LP 3.50% 2025		490	487
Gaming and Leisure Properties, Inc. 3.35% 2024		242	239
Public Storage 1.85% 2028		553	493

Private Client Services Funds	67

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Corporate bonds, notes & loans (continued)
Real estate (continued)
Public Storage 1.95% 2028	USD	770	$685
Scentre Group 3.50% 2025[5]		250	248
Sun Communities Operating LP 2.30% 2028		559	491
			6,336

Materials 0.58%
Air Products and Chemicals, Inc. 1.50% 2025		757	711
Dow Chemical Co. 3.625% 2026		250	249
Dow Chemical Co. 2.10% 2030		1,000	849
DowDuPont, Inc. 4.493% 2025		515	525
LYB International Finance III, LLC 2.25% 2030		496	422
Vale Overseas, Ltd. 3.75% 2030		587	531
			3,287

Total corporate bonds, notes & loans			158,758

Asset-backed obligations 10.82%
Aesop Funding LLC, Series 2019-2A, Class A, 3.35% 2025[5,6]		750	744
Aesop Funding LLC, Series 2020-2, Class A, 2.02% 2027[5,6]		539	505
Aesop Funding LLC, Series 2020-2A, Class B, 2.96% 2027[5,6]		138	132
Affirm Asset Securitization Trust, Series 2021-A, Class A, 0.88% 2025[5,6]		462	459
Affirm Asset Securitization Trust, Series 2021-B, Class A, 1.03% 2026[5,6]		1,136	1,087
Affirm Asset Securitization Trust, Series 2021-Z2, Class A, 1.17% 2026[5,6]		521	507
Allegro CLO, Ltd., Series 2016-1A, Class AR2, (3-month USD-LIBOR + 0.95%) 1.994% 2030[5,6,7]		708	707
Allegro CLO, Ltd., Series 2017-1A, Class AR, (3-month USD-LIBOR + 0.95%) 1.994% 2030[5,6,7]		492	489
Ares CLO, Ltd., Series 2017-42A, Class AR, (3-month USD-LIBOR + 0.92%) 2.056% 2028[5,6,7]		913	910
Ballyrock CLO, Ltd., Series 2019-2A, Class A1AR, (3-month USD-LIBOR + 1.00%) 1.48% 2030[5,6,7]		1,095	1,087
Bankers Healthcare Group Securitization Trust, Series 2021-A, Class A, 1.42% 2033[5,6]		90	85
Bankers Healthcare Group Securitization Trust, Series 2021-B, Class A, 0.90% 2034[5,6]		176	171
CarMaxAuto Owner Trust, Series 2019-2, Class A3, 2.68% 2024[6]		199	200
CarMaxAuto Owner Trust, Series 2019-2, Class A4, 2.77% 2024[6]		805	807
CarMaxAuto Owner Trust, Series 2019-2, Class B, 3.01% 2024[6]		775	776
CarMaxAuto Owner Trust, Series 2019-2, Class C, 3.16% 2025[6]		1,150	1,152
Castlelake Aircraft Securitization Trust, Series 2021-1, Class A, 2.868% 2037[5,6]		586	530
Castlelake Aircraft Securitization Trust, Series 2017-1R, Class A, 2.741% 2041[5,6]		181	159
Cent CLO, Ltd., Series 2014-21A, Class AR, (3-month USD-LIBOR + 0.97%) 2.195% 2030[5,6,7]		1,557	1,548
CF Hippolyta LLC, Series 2020-1, Class A1, 1.69% 2060[5,6]		1,003	932
CF Hippolyta LLC, Series 2020-1, Class A2, 1.99% 2060[5,6]		163	146
CF Hippolyta LLC, Series 2020-1, Class B1, 2.28% 2060[5,6]		262	245
CF Hippolyta LLC, Series 2020-1, Class B2, 2.60% 2060[5,6]		92	83
CF Hippolyta LLC, Series 2021-1, Class A1, 1.53% 2061[5,6]		452	412
CLI Funding VI, LLC, Series 2020-1A, Class A, 2.08% 2045[5,6]		404	370
CLI Funding VIII, LLC, Series 2021-1A, Class A, 1.64% 2046[5,6]		524	473
CPS Auto Receivables Trust, Series 2022-B, Class A, 2.88% 2026[5,6]		682	681
Drive Auto Receivables Trust, Series 2020-1, Class C, 2.36% 2026[6]		1,614	1,616
Drivetime Auto Owner Trust, Series 2020-1, Class B, 2.16% 2024[5,6]		86	86
Dryden Senior Loan Fund, CLO, Series 2017-47A, Class A1R, (3-month USD-LIBOR + 0.98%) 2.024% 2028[5,6,7]		1,614	1,608
EDvestinU Private Education Loan LLC, Series 2021-A, Class A, 1.80% 2045[5,6]		77	70
Enterprise Fleet Financing, LLC, Series 2022-1, Class A2, 3.03% 2028[5,6]		1,201	1,190
Exeter Automobile Receivables Trust, Series 2021-4A, Class A3, 0.68% 2025[6]		628	619
First Investors Auto Owner Trust, Series 2021-1A, Class A, 0.45% 2026[5,6]		160	158
FirstKey Homes Trust, Series 2020-SFR2, Class A, 1.266% 2037[5,6]		237	216
Ford Credit Auto Owner Trust, Series 2020-A, Class A3, 1.04% 2024[6]		271	270
Ford Credit Auto Owner Trust, Series 2020-1, Class A, 2.04% 2031[5,6]		582	558
Ford Credit Auto Owner Trust, Series 2021-1, Class A, 1.37% 2033[5,6]		439	402
GCI Funding I LLC, Series 2020-1, Class A, 2.82% 2045[5,6]		156	147
GCI Funding I LLC, Series 2021-1, Class A, 2.38% 2046[5,6]		423	383
Global SC Finance V SRL, Series 2020-1A, Class A, 2.17% 2040[5,6]		1,256	1,171
Global SC Finance VII SRL, Series 2020-2A, Class A, 2.26% 2040[5,6]		839	782
Global SC Finance VII SRL, Series 2021-1A, Class A, 1.86% 2041[5,6]		1,016	925

68	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Asset-backed obligations (continued)
Hertz Vehicle Financing III, LLC, Series 2021-1A, Class A, 1.21% 2025[5,6]	USD	1,138	$1,070
Hertz Vehicle Financing III, LLC, Series 2021-1A, Class B, 1.56% 2025[5,6]		122	115
Hertz Vehicle Financing III, LLC, Series 2022-1A, Class A, 1.99% 2026[5,6]		614	581
Hertz Vehicle Financing III, LLC, Series 2022-4A, Class A, 3.73% 2026[5,6]		1,200	1,191
Hertz Vehicle Financing III, LLC, Series 2021-2A, Class A, 1.68% 2027[5,6]		1,234	1,105
Hertz Vehicle Financing III, LLC, Series 2021-2A, Class B, 2.12% 2027[5,6]		132	119
Hertz Vehicle Financing III, LLC, Series 2022-2A, Class A, 2.33% 2028[5,6]		1,680	1,543
Hertz Vehicle Financing III, LLC, Series 2022-5A, Class A, 3.89% 2028[5,6]		1,250	1,238
Honda Auto Receivables Owner Trust, Series 2019-2, Class A3, 2.52% 2023[6]		268	269
Longfellow Place CLO, Ltd., Series 2013-1A, Class AR3, (3-month USD-LIBOR + 1.00%) 2.044% 2029[5,6,7]		524	522
Madison Park Funding, Ltd., CLO, Series 2015-17A, Class AR2, (3-month USD-LIBOR + 1.00%) 2.098% 2030[5,6,7]		1,665	1,657
Marathon CLO, Ltd., Series 2017-9A, Class A1AR, (3-month USD-LIBOR + 1.15%) 2.194% 2029[5,6,7]		597	595
Mercury Financial Credit Card Master Trust, Series 2021-1A, Class A, 1.54% 2026[5,6]		1,100	1,065
Mission Lane Credit Card Master Trust, Series 2021-A, Class A, 1.59% 2026[5,6]		380	369
Navient Student Loan Trust, Series 2021-A, Class A, 0.84% 2069[5,6]		136	127
Navient Student Loan Trust, Series 2021-C, Class A, 1.06% 2069[5,6]		655	617
Navient Student Loan Trust, Series 2021-G, Class A, 1.58% 2070[5,6]		1,455	1,367
Navigator Aircraft ABS, Ltd., Series 2021-1, Class A, 2.771% 2046[5,6]		1,167	1,060
Nelnet Student Loan Trust, Series 2021-C, Class AFX, 1.32% 2062[5,6]		1,563	1,461
Nelnet Student Loan Trust, Series 2021-A, Class APT1, 1.36% 2062[5,6]		781	724
Nelnet Student Loan Trust, Series 2021-B, Class AFX, 1.42% 2062[5,6]		1,466	1,354
New Economy Assets Phase 1 Issuer, LLC, Series 2021-1, Class A1, 1.91% 2061[5,6]		2,723	2,447
Newark BSL CLO 2, Ltd., Series 2017-1A, Class A1R, (3-month USD-LIBOR + 0.97%) 2.154% 2030[5,6,7]		529	525
Nissan Auto Receivables Owner Trust, Series 2019-A, Class A-3, 2.90% 2023[6]		66	66
Oportun Funding LLC, Series 2021-B, Class A, 1.47% 2031[5,6]		288	270
Palmer Square Loan Funding, CLO, Series 2021-4A, Class A1, (3-month USD-LIBOR + 0.80%) 1.844% 2029[5,6,7]		1,371	1,361
Palmer Square Loan Funding, CLO, Series 2021-1, Class A1, (3-month USD-LIBOR + 0.90%) 1.963% 2029[5,6,7]		162	161
Palmer Square Loan Funding, CLO, Series 2021-4A, Class A2, (3-month USD-LIBOR + 1.40%) 2.444% 2029[5,6,7]		856	851
Palmer Square Loan Funding, CLO, Series 2020-4, Class A1, (3-month USD-LIBOR + 1.00%) 1.498% 2028[5,6,7]		332	331
Race Point CLO, Ltd., Series 2015-9A, Class A1A2, (3-month USD-LIBOR + 0.94%) 1.984% 2030[5,6,7]		1,390	1,386
Santander Drive Auto Receivables Trust, Series 2019-3, Class C, 2.49% 2025[6]		158	158
SMB Private Education Loan Trust, Series 2021-A, Class A1, (1-month USD-LIBOR + 0.50%) 1.054% 2053[5,6,7]		18	18
SMB Private Education Loan Trust, Series 2021-A, Class APT2, 1.07% 2053[5,6]		220	200
SOLRR Aircraft Aviation Holding, Ltd., Series 2021-1, Class A, 2.636% 2046[5,6]		633	577
Sound Point CLO, Ltd., Series 2015-1RA, Class AR, (3-month USD-LIBOR + 1.08%) 2.124% 2030[5,6,7]		895	891
Sprite, Ltd., Series 2021-1, Class A, 3.75% 2046[5,6]		965	880
Stellar Jay Ireland DAC, Series 2021-1, Class A, 3.967% 2041[5,6]		857	796
Stonepeak Infrastructure Partners, Series 2021-1A, Class AA, 2.301% 2033[5,6]		342	321
SuttonPark Structured Settlements, Series 2021-1, Class A, 1.95% 2075[5,6]		479	451
Textainer Marine Containers, Ltd., Series 2021-1A, Class A, 1.68% 2046[5,6]		188	168
Textainer Marine Containers, Ltd., Series 2021-2A, Class A, 2.23% 2046[5,6]		1,104	1,009
Toyota Auto Loan Extended Note Trust, Series 2019-1, Class A, 2.56% 2031[5,6]		1,250	1,232
Toyota Auto Loan Extended Note Trust, Series 2020-1, Class A, 1.35% 2033[5,6]		445	417
Toyota Auto Receivables Owner Trust, Series 2019-B, Class A3, 2.57% 2023[6]		242	243
Triton Container Finance VIII LLC, Series 2020-1, Class A, 2.11% 2045[5,6]		1,109	1,013
Triton Container Finance VIII LLC, Series 2021-1, Class A, 1.86% 2046[5,6]		747	665
Westlake Automobile Receivables Trust, Series 2021-3A, Class A2, 0.57% 2024[5,6]		1,471	1,457
			61,641

Mortgage-backed obligations 10.01%
Federal agency mortgage-backed obligations 5.79%
Fannie Mae Pool #889995 5.50% 2038[6]		139	147
Fannie Mae Pool #MA4387 2.00% 2041[6]		804	723
Fannie Mae Pool #AI5236 5.00% 2041[6]		253	270
Fannie Mae Pool #AI8806 5.00% 2041[6]		44	47
Fannie Mae, Series 2007-33, Class HE, 5.50% 2037[6]		3	3
Fannie Mae, Series 2012-M13, Class A2, Multi Family, 2.377% 2022[6]		7	7
Fannie Mae, Series 2015-M4, Class AV2, Multi Family, 2.509% 2022[6,7]		2	2
Fannie Mae, Series 2016-M2, Class AV2, Multi Family, 2.152% 2023[6]		249	248
Fannie Mae, Series 2016-M3, Class ASQ2, Multi Family, 2.263% 2023[6]		13	13
Fannie Mae, Series 2013-M12, Class APT, Multi Family, 2.478% 2023[6,7]		237	236

Private Client Services Funds	69

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Mortgage-backed obligations (continued)
Federal agency mortgage-backed obligations (continued)
Fannie Mae, Series 2017-M3, Class AV2, Multi Family, 2.631% 2024[6,7]	USD	232	$229
Fannie Mae, Series 2017-M10, Class AV2, Multi Family, 2.639% 2024[6,7]		401	399
Fannie Mae, Series 2017-M15, Class AV2, Multi Family, 2.662% 2024[6,7]		267	263
Fannie Mae, Series 2016-M9, Class A1, Multi Family, 2.003% 2026[6]		26	26
Fannie Mae, Series 2016-M5, Class A1, Multi Family, 2.073% 2026[6]		295	290
Fannie Mae, Series 2016-M11, Class A1, Multi Family, 2.08% 2026[6]		450	441
Fannie Mae, Series 2016-M12, Class A1, Multi Family, 2.132% 2026[6]		43	43
Fannie Mae, Series 2016-M4, Class A1, Multi Family, 2.187% 2026[6]		204	200
Fannie Mae, Series 2017-M7, Class A2, Multi Family, 2.961% 2027[6,7]		454	451
Freddie Mac, Series 3272, Class PA, 6.00% 2037[6]		9	9
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-1, Class HA, 3.00% 2056[6,7]		338	330
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-2, Class MA, 3.00% 2056[6]		241	237
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-2, Class HA, 3.00% 2056[6,7]		241	235
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-4, Class HT, 3.25% 2057[6,7]		143	139
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2018-2, Class MT, 3.50% 2057[6]		309	303
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2017-4, Class MT, 3.50% 2057[6]		153	150
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2019-2, Class MA, 3.50% 2058[6]		1,225	1,219
Freddie Mac Seasoned Credit Risk Transfer Trust, Series 2019-4, Class MA, 3.00% 2059[6]		1,225	1,202
Freddie Mac Seasoned Loan Structured Transaction Trust, Series 2018-1, Class A1, 3.50% 2028[6]		1,334	1,319
Government National Mortgage Assn. 2.00% 2052[6,8]		2,893	2,620
Government National Mortgage Assn. 3.00% 2052[6,8]		6,000	5,720
Government National Mortgage Assn. Pool #694836 5.665% 2059[6]		1	2
Government National Mortgage Assn. Pool #776095 4.851% 2064[6]		1	1
Government National Mortgage Assn. Pool #AA7554 6.64% 2064[6]		8	8
Government National Mortgage Assn., Series 2012-H20, Class PT, 1.419% 2062[6,7]		229	229
Uniform Mortgage-Backed Security 3.00% 2052[6,8]		10,000	9,411
Uniform Mortgage-Backed Security 3.50% 2052[6,8]		6,000	5,806
			32,978

Collateralized mortgage-backed obligations (privately originated) 2.34%
Cascade Funding Mortgage Trust, Series 2020-HB4, Class A, 0.946% 2030[5,6,7]		164	162
Cascade Funding Mortgage Trust, Series 2021-HB6, Class A, 0.898% 2036[5,6,7]		1,042	1,030
Credit Suisse Mortgage Trust, Series 2017-RPL3, Class A1, 2.00% 2060[5,6,7]		298	287
Finance of America Structured Securities Trust, Series 2019-JR2, Class A1, 2.00% 2069[5,6]		564	607
GCAT, Series 2021-NQM6, Class A1, 1.855% 2066[5,6,7]		1,011	967
Home Partners of America Trust, Series 2021-2, Class A, 1.901% 2026[5,6]		552	505
Legacy Mortgage Asset Trust, Series 2019-GS5, Class A1, 3.20% 2059[5,6,7]		458	458
Legacy Mortgage Asset Trust, Series 2019-GS7, Class A1, 3.25% 2059[5,6,7]		772	771
Mello Warehouse Securitization Trust, Series 2020-2, Class A, (1-month USD-LIBOR + 0.80%) 1.468% 2053[5,6,7]		466	464
Mello Warehouse Securitization Trust, Series 2021-3, Class A, (1-month USD-LIBOR + 0.85%) 1.518% 2055[5,6,7]		808	797
MRA Issuance Trust, Series 2020-10, Class A3, (1-month USD-LIBOR + 1.30%) 1.755% 2022[5,6,7]		436	433
NewRez Warehouse Securitization Trust, Series 2021-1, Class A, (1-month USD-LIBOR + 0.75%) 1.418% 2055[5,6,7]		5,557	5,520
RMF Proprietary Issuance Trust, Series 2019-1, Class A, 2.75% 2063[5,6,7]		254	248
Tricon Residential, Series 2021-SFR1, Class A, 1.943% 2038[5,6]		1,174	1,075
			13,324

Commercial mortgage-backed securities 1.88%
Bank Commercial Mortgage Trust, Series 2022-BNK40, Class A4, 3.051% 2064[6,7]		255	245
BX Trust, Series 2021-SDMF, Class A, (1-month USD-LIBOR + 0.589%) 1.143% 2034[5,6,7]		1,240	1,201
BX Trust, Series 2021-VOLT, Class A, (1-month USD-LIBOR + 0.70%) 1.254% 2036[5,6,7]		693	679

70	Private Client Services Funds

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Mortgage-backed obligations (continued)
Commercial mortgage-backed securities (continued)
BX Trust, Series 2021-ARIA, Class A, (1-month USD-LIBOR + 0.899%) 1.453% 2036[5,6,7]	USD	664	$648
BX Trust, Series 2021-VOLT, Class B, (1-month USD-LIBOR + 0.95%) 1.504% 2036[5,6,7]		509	497
BX Trust, Series 2021-SOAR, Class A, (1-month USD-LIBOR + 0.67%) 1.224% 2038[5,6,7]		870	849
BX Trust, Series 2021-SOAR, Class B, (1-month USD-LIBOR + 0.87%) 1.424% 2038[5,6,7]		327	319
BX Trust, Series 2021-SOAR, Class C, (1-month USD-LIBOR + 1.10%) 1.654% 2038[5,6,7]		221	215
Extended Stay America Trust, Series 2021-ESH, Class A, (1-month USD-LIBOR + 1.08%) 1.635% 2038[5,6,7]		260	257
Extended Stay America Trust, Series 2021-ESH, Class B, (1-month USD-LIBOR + 1.38%) 1.935% 2038[5,6,7]		191	188
Hawaii Hotel Trust, Series 2019-MAUI, Class A, (1-month USD-LIBOR + 1.15%) 1.704% 2038[5,6,7]		1,500	1,484
JPMorgan Chase Commercial Mortgage Securities Trust, Series 2021-410T, Class A, 2.287% 2042[5,6]		461	417
LUXE Commercial Mortgage Trust, Series 2021-TRIP, Class A, (1-month USD-LIBOR + 1.05%) 1.604% 2038[5,6,7]		1,343	1,318
Manhattan West Mortgage Trust, Series 2020-1MW, Class A, 2.13% 2039[5,6]		1,262	1,143
MHC Commercial Mortgage Trust, CMO, Series 2021-MHC, Class A, (1-month USD-LIBOR + 0.801%) 1.355% 2026[5,6,7]		460	452
Motel 6 Trust, Series 2021-MTL6, Class A, (1-month USD-LIBOR + 0.90%) 1.454% 2038[5,6,7]		120	119
SREIT Trust, Series 2021-MFP, Class A, (1-month USD-LIBOR + 0.731%) 1.285% 2038[5,6,7]		721	708
			10,739

Total mortgage-backed obligations			57,041

Bonds & notes of governments & government agencies outside the U.S. 3.86%
Asian Development Bank 0.625% 2024		1,526	1,446
Canada 2.875% 2025		2,555	2,551
Canada 0.75% 2026		2,350	2,149
Denmark (Kingdom of) 0.125% 2022[5]		660	655
Denmark (Kingdom of) 0.125% 2022		655	650
European Investment Bank 2.75% 2025		2,249	2,237
European Investment Bank 0.75% 2026		758	687
Inter-American Development Bank 0.50% 2024		500	473
Japan Bank for International Cooperation 2.875% 2025		792	786
KfW 0.375% 2025		1,010	930
Kommunalbanken 0.50% 2024[5]		442	416
Kommunalbanken 0.375% 2025[5]		2,000	1,830
Kommuninvest i Sverige Aktiebolag 0.25% 2023[5]		905	879
Manitoba (Province of) 3.05% 2024		200	201
Ontario (Province of) 3.20% 2024		500	503
Ontario Teachers’ Finance Trust 0.875% 2026[5]		902	816
Ontario Teachers’ Finance Trust 3.00% 2027[5]		2,000	1,977
Quebec (Province of) 0.60% 2025		1,600	1,475
Saudi Arabia (Kingdom of) 4.00% 2025[5]		430	437
Saudi Arabia (Kingdom of) 4.50% 2030[5]		445	466
United Mexican States 4.15% 2027		460	461
			22,025

Federal agency bonds & notes 3.14%
Fannie Mae 2.375% 2023		2,442	2,452
Fannie Mae 0.875% 2030		2,563	2,139
Federal Farm Credit Banks 1.75% 2025		1,333	1,292
Freddie Mac 0.25% 2023		3,439	3,358
Freddie Mac 0.375% 2025		9,449	8,670
			17,911

Private Client Services Funds	71

Capital Group Core Bond Fund

Bonds, notes & other debt instruments (continued)	Principal amount (000)		Value (000)
Municipals 0.73%
California 0.13%
Golden State Tobacco Securitization Corp., Enhanced Tobacco Settlement Asset-Backed Bonds, Series 2021-A-1, 2.532% 2028	USD	830	$760

Florida 0.44%
Board of Administration Fin. Corp., Rev. Bonds, Series 2020-A, 1.258% 2025		1,140	1,066
Board of Administration Fin. Corp., Rev. Bonds, Series 2020-A, 1.705% 2027		805	733
Board of Administration Fin. Corp., Rev. Bonds, Series 2020-A, 2.154% 2030		810	710
			2,509
New York 0.15%
Dormitory Auth., Taxable State Personal Income Tax Rev. Bonds (General Purpose), Series 2021-C, 1.748% 2028		965	860

Washington 0.01%
Energy Northwest, Electric Rev. Bonds (Columbia Generating Station), Series 2015-B, 2.814% 2024		20	20

Total municipals			4,149

Total bonds, notes & other debt instruments (cost: $587,870,000)			561,926

Short-term securities 5.40%		Shares
Money market investments 5.40%
Capital Group Central Cash Fund 0.32%[9,10]		307,824	30,782

Total short-term securities (cost: $30,782,000)			30,782
Total investment securities 104.00% (cost: $618,652,000)			592,708
Other assets less liabilities (4.00%)			(22,823)

Net assets 100.00%			$569,885

Futures contracts

Contracts	Type	Number of contracts	Expiration	Notional amount (000)		Value and unrealized (depreciation) appreciation at 4/30/2022 (000)
2 Year U.S. Treasury Note Futures	Long	31	June 2022	USD	6,535	$(17)
10 Year Ultra U.S. Treasury Note Futures	Long	136	June 2022		17,544	(1,553)
10 Year U.S. Treasury Note Futures	Short	43	June 2022		(5,123)	138
20 Year U.S. Treasury Bond Futures	Short	4	June 2022		(563)	5
30 Year Ultra U.S. Treasury Bond Futures	Short	3	June 2022		(481)	72
						$(1,355)

Investments in affiliates10

	Value of affiliate at 11/1/2021 (000)	Additions (000)	Reductions (000)	Net realized loss (000)	Net unrealized appreciation (000)	Value of affiliate at 4/30/2022 (000)	Dividend income (000)
Short-term securities 5.40%
Money market investments 5.40%
Capital Group Central Cash Fund 0.32%[9]	$63,951	$80,082	$113,253	$(1)	$3	$30,782	$35

72	Private Client Services Funds

Capital Group Core Bond Fund

[1]	Amount less than one thousand.
[2]	All or a portion of this security was pledged as collateral. The total value of pledged collateral was $611,000, which represented .11% of the net assets of the fund.
[3]	Index-linked bond whose principal amount moves with a government price index.
[4]	Step bond; coupon rate may change at a later date.
[5]	Acquired in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $125,570,000, which represented 22.03% of the net assets of the fund.
[6]	Principal payments may be made periodically. Therefore, the effective maturity date may be earlier than the stated maturity date.
[7]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. Some coupon rates are determined by the issuer or agent based on current market conditions; therefore, the reference rate and spread are not available.
[8]	Purchased on a TBA basis.
[9]	Rate represents the seven-day yield at 4/30/2022.
[10]	Part of the same “group of investment companies” as the fund as defined under the Investment Company Act of 1940, as amended.

Key to abbreviations

Assn. = Association

Auth. = Authority

CLO = Collateralized Loan Obligations

CMO = Collateralized Mortgage Obligations

DAC = Designated Activity Company

Fin. = Finance

LIBOR = London Interbank Offered Rate

Rev. = Revenue

SOFR = Secured Overnight Financing Rate

TBA = To be announced

USD = U.S. dollars

Private Client Services Funds	73

Financial statements

Statements of assets and liabilities	unaudited
at April 30, 2022	(dollars in thousands)

	Capital Group Core Municipal Fund		Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund
Assets:
Investment securities, at value:
Unaffiliated issuers	$688,646		$122,688	$622,615
Affiliated issuers	—		—	—
Cash	3,693		118	3,888
Cash collateral pledged for futures contracts	278		50	438
Receivables for:
Sales of investments	881		203	—
Sales of fund’s shares	108		15	1,683
Dividends and interest	6,333		1,141	5,607
Services provided by related parties	—		3	—
Variation margin on futures contracts	46		6	79
Total assets	699,985		124,224	634,310

Liabilities:
Payables for:
Purchases of investments	6,771		62	2,664
Repurchases of fund’s shares	2,067		31	224
Investment advisory services	146		27	131
Variation margin on futures contracts	—		—	—
Other	—	*	—	—	*
Total liabilities	8,984		120	3,019
Net assets at April 30, 2022	$691,001		$124,104	$631,291

Net assets consist of:
Capital paid in on shares of beneficial interest	$724,480		$129,281	$657,824
Total accumulated loss	(33,479)		(5,177)	(26,533)
Net assets at April 30, 2022	$691,001		$124,104	$631,291

Investment securities, at cost:
Unaffiliated issuers	$719,702		$126,662	$649,357
Affiliated issuers	—		—	—
Shares outstanding	69,309		12,639	62,568
Net asset value per share	$9.97		$9.82	$10.09

See end of statements of assets and liabilities for footnote.

See notes to financial statements.

74	Private Client Services Funds

Financial statements (continued)

Statements of assets and liabilities	unaudited
at April 30, 2022 (continued)	(dollars in thousands)

	Capital Group California Short-Term Municipal Fund		Capital Group Core Bond Fund
Assets:
Investment securities, at value:
Unaffiliated issuers	$122,451		$561,926
Affiliated issuers	—		30,782
Cash	93		21
Cash collateral pledged for futures contracts	101		—
Receivables for:
Sales of investments	—		2,076
Sales of fund’s shares	—	*	43
Dividends and interest	1,137		1,855
Services provided by related parties	2		—
Variation margin on futures contracts	12		13
Total assets	123,796		596,716

Liabilities:
Payables for:
Purchases of investments	1,776		26,462
Repurchases of fund’s shares	37		211
Investment advisory services	26		118
Variation margin on futures contracts	—		40
Other	—	*	—	*
Total liabilities	1,839		26,831
Net assets at April 30, 2022	$121,957		$569,885

Net assets consist of:
Capital paid in on shares of beneficial interest	$126,699		$608,238
Total accumulated loss	(4,742)		(38,353)
Net assets at April 30, 2022	$121,957		$569,885

Investment securities, at cost:
Unaffiliated issuers	$126,562		$587,870
Affiliated issuers	—		30,782
Shares outstanding	12,377		59,422
Net asset value per share	$9.85		$9.59

*	Amount less than one thousand.

See notes to financial statements.

Private Client Services Funds	75

Financial statements (continued)

Statements of operations	unaudited
for the six months ended April 30, 2022	(dollars in thousands)

	Capital Group Core Municipal Fund	Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund
Investment income:
Income (net of non-U.S. taxes*):
Dividends from affiliated issuers	$—	$—	$—
Interest	5,302	1,006	4,365
	5,302	1,006	4,365
Fees and expenses*:
Investment advisory services	958	218	818
Transfer agent services	6	1	5
Reports to shareholders	7	3	6
Registration statement and prospectus	50	40	7
Trustees’ compensation	27	6	23
Auditing and legal	12	3	10
Custodian	3	2	3
Other	4	1	4
Total fees and expenses before reimbursements	1,067	274	876
Less reimbursements of fees and expenses:
Miscellaneous fee reimbursements	—	37	—
Total reimbursements of fees and expenses	—	37	—
Total fees and expenses after reimbursements	1,067	237	876
Net investment income	4,235	769	3,489

Net realized loss and unrealized depreciation:
Net realized (loss) gain on:
Investments in:
Unaffiliated issuers	(3,382)	(1,314)	(1,964)
Affiliated issuers	—	—	—
Futures contracts	548	32	1,617
	(2,834)	(1,282)	(347)
Net unrealized (depreciation) appreciation on:
Investments in:
Unaffiliated issuers	(40,764)	(5,483)	(37,403)
Affiliated issuers	—	—	—
Futures contracts	347	55	512
	(40,417)	(5,428)	(36,891)
Net realized loss and unrealized depreciation	(43,251)	(6,710)	(37,238)

Net decrease in net assets resulting from operations	$(39,016)	$(5,941)	$(33,749)

See end of statements of operations for footnote.

See notes to financial statements.

76	Private Client Services Funds

Financial statements (continued)

Statements of operations	unaudited
for the six months ended April 30, 2022 (continued)	(dollars in thousands)

	Capital Group California Short-Term Municipal Fund	Capital Group Core Bond Fund
Investment income:
Income (net of non-U.S. taxes*):
Dividends from affiliated issuers	$—	$35
Interest	747	5,993
	747	6,028

Fees and expenses*:
Investment advisory services	195	769
Transfer agent services	1	5
Reports to shareholders	3	6
Registration statement and prospectus	2	44
Trustees’ compensation	6	22
Auditing and legal	3	10
Custodian	2	3
Other	1	3
Total fees and expenses before reimbursements	213	862
Less reimbursements of fees and expenses:
Miscellaneous fee reimbursements	3	—
Total reimbursements of fees and expenses	3	—
Total fees and expenses after reimbursements	210	862
Net investment income	537	5,166

Net realized loss and unrealized depreciation:
Net realized (loss) gain on:
Investments in:
Unaffiliated issuers	(946)	(3,933)
Affiliated issuers	—	(1)
Futures contracts	248	(1,624)
	(698)	(5,558)
Net unrealized (depreciation) appreciation on:
Investments in:
Unaffiliated issuers	(5,368)	(33,901)
Affiliated issuers	—	3
Futures contracts	62	(848)
	(5,306)	(34,746)
Net realized loss and unrealized depreciation	(6,004)	(40,304)

Net decrease in net assets resulting from operations	$(5,467)	$(35,138)

*	Additional information related to non-U.S. taxes and fees and expenses is included in the notes to financial statements.

See notes to financial statements.

Private Client Services Funds	77

Financial statements (continued)

Statements of changes in net assets	(dollars in thousands)

	Capital Group Core Municipal Fund		Capital Group Short-Term Municipal Fund		Capital Group California Core Municipal Fund
	Six months ended April 30, 2022*	Year ended October 31, 2021	Six months ended April 30, 2022*	Year ended October 31, 2021	Six months ended April 30, 2022*	Year ended October 31, 2021
Operations:
Net investment income	$4,235	$8,695	$769	$1,749	$3,489	$7,489
Net realized (loss) gain	(2,834)	5,536	(1,282)	867	(347)	3,773
Net unrealized depreciation	(40,417)	(7,892)	(5,428)	(1,894)	(36,891)	(7,594)
Net (decrease) increase in net assets resulting from operations	(39,016)	6,339	(5,941)	722	(33,749)	3,668

Distributions paid to shareholders	(9,576)	(15,834)	(1,321)	(2,260)	(8,042)	(12,004)

Net capital share transactions	(45,460)	142,622	(71,357)	(3,942)	8,952	45,429

Total (decrease) increase in net assets	(94,052)	133,127	(78,619)	(5,480)	(32,839)	37,093

Net assets:
Beginning of period	785,053	651,926	202,723	208,203	664,130	627,037
End of period	$691,001	$785,053	$124,104	$202,723	$631,291	$664,130

	Capital Group California Short-Term Municipal Fund		Capital Group Core Bond Fund
	Six months ended April 30, 2022*	Year ended October 31, 2021	Six months ended April 30, 2022*	Year ended October 31, 2021
Operations:
Net investment income	$537	$1,441	$5,166	$8,165
Net realized (loss) gain	(698)	589	(5,558)	(614)
Net unrealized depreciation	(5,306)	(1,785)	(34,746)	(11,019)
Net (decrease) increase in net assets resulting from operations	(5,467)	245	(35,138)	(3,468)

Distributions paid to shareholders	(1,059)	(2,083)	(5,199)	(22,116)

Net capital share transactions	(53,236)	(15,782)	(30,173)	102,154

Total (decrease) increase in net assets	(59,762)	(17,620)	(70,510)	76,570

Net assets:
Beginning of period	181,719	199,339	640,395	563,825
End of period	$121,957	$181,719	$569,885	$640,395

*	Unaudited.

See notes to financial statements.

78	Private Client Services Funds

Notes to financial statements	unaudited

1. Organization

Capital Group Private Client Services Funds (the “series”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, diversified management investment company. The series consists of five funds: Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund and Capital Group Core Bond Fund (each a “fund,” collectively the “funds”). The assets of each fund are segregated, with each fund accounted for separately.

Each fund’s investment objectives are as follows:

Capital Group Core Municipal Fund — Seeks to provide current income exempt from federal income tax and to preserve capital.

Capital Group Short-Term Municipal Fund — Seeks to preserve capital and secondarily to provide current income exempt from federal income tax.

Capital Group California Core Municipal Fund — Seeks to provide current income exempt from federal and California income taxes and to preserve capital.

Capital Group California Short-Term Municipal Fund — Seeks to preserve capital and secondarily to provide current income exempt from federal and California income taxes.

Capital Group Core Bond Fund — Seeks to provide current income and to preserve capital.

On March 11, 2022, the board of trustees unanimously approved participation in the reorganizations of Capital Group Core Municipal Fund with and into Limited Term Tax-Exempt Bond Fund of America, Capital Group Short-Term Municipal Fund with and into American Funds Short-Term Tax-Exempt Bond Fund, and Capital Group Core Bond Fund with and into The Bond Fund of America. The proposed reorganizations are subject to shareholder approval. If approved by shareholders, the proposed reorganizations are expected to take effect by December 31, 2022.

2. Significant accounting policies

Each fund is an investment company that applies the accounting and reporting guidance issued in Topic 946 by the U.S. Financial Accounting Standards Board. Each fund’s financial statements have been prepared to comply with U.S. generally accepted accounting principles (“U.S. GAAP”). These principles require the funds’ investment adviser to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates. Subsequent events, if any, have been evaluated through the date of issuance in the preparation of the financial statements. The funds follow the significant accounting policies described in this section, as well as the valuation policies described in the next section on valuation.

Security transactions and related investment income — Security transactions are recorded by the funds as of the date the trades are executed with brokers. Realized gains and losses from security transactions are determined based on the specific identified cost of the securities. In the event a security is purchased with a delayed payment date, the funds will segregate liquid assets sufficient to meet their payment obligations. Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis. Market discounts, premiums and original issue discounts on fixed-income securities are amortized daily over the expected life of the security.

Distributions paid to shareholders — Income dividends and capital gain distributions are recorded on the ex-dividend date.

Currency translation — Assets and liabilities, including investment securities, denominated in currencies other than U.S. dollars are translated into U.S. dollars at the exchange rates supplied by one or more pricing vendors on the valuation date. Purchases and sales of investment securities and income and expenses are translated into U.S. dollars at the exchange rates on the dates of such transactions. The effects of changes in exchange rates on investment securities are included with the net realized gain or loss and net unrealized appreciation or depreciation on investments in the funds’ statements of operations. The realized gain or loss and unrealized appreciation or depreciation resulting from all other transactions denominated in currencies other than U.S. dollars are disclosed separately.

Private Client Services Funds	79

3. Valuation

Capital Research and Management Company (“CRMC”), the funds’ investment adviser, values each fund’s investments at fair value as defined by accounting principles generally accepted in the United State of America. The net asset value per share of each fund is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open.

Methods and inputs — The funds’ investment adviser uses the following methods and inputs to establish the fair value of each fund’s assets and liabilities. Use of particular methods and inputs may vary over time based on availability and relevance as market and economic conditions evolve.

Equity securities are generally valued at the official closing price of, or the last reported sale price on, the exchange or market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Prices for each security are taken from the principal exchange or market on which the security trades.

Fixed-income securities, including short-term securities, are generally valued at prices obtained from one or more pricing vendors. Vendors value such securities based on one or more of the inputs described in the following table. The table provides examples of inputs that are commonly relevant for valuing particular classes of fixed-income securities in which the funds are authorized to invest. However, these classifications are not exclusive, and any of the inputs may be used to value any other class of fixed-income security.

Fixed-income class	Examples of standard inputs
All	Benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, spreads and other relationships observed in the markets among comparable securities; and proprietary pricing models such as yield measures calculated using factors such as cash flows, financial or collateral performance and other reference data (collectively referred to as “standard inputs”)
Corporate bonds, notes & loans; convertible securities	Standard inputs and underlying equity of the issuer
Bonds & notes of governments & government agencies	Standard inputs and interest rate volatilities
Mortgage-backed; asset-backed obligations	Standard inputs and cash flows, prepayment information, default rates, delinquency and loss assumptions, collateral characteristics, credit enhancements and specific deal information
Municipal securities	Standard inputs and, for certain distressed securities, cash flows or liquidation values using a net present value calculation based on inputs that include, but are not limited to, financial statements and debt contracts

When the funds’ investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or deemed to be not representative), fixed-income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type. Some securities may be valued based on their effective maturity or average life, which may be shorter than the stated maturity.

Securities with both fixed-income and equity characteristics, or equity securities traded principally among fixed-income dealers, are generally valued in the manner described for either equity or fixed-income securities, depending on which method is deemed most appropriate by the funds’ investment adviser. The Capital Group Central Cash Fund (“CCF”), a fund within the Capital Group Central Fund Series (“Central Funds”), is valued based upon a floating net asset value, which fluctuates with changes in the value of CCF’s portfolio securities. The underlying securities are valued based on the policies and procedures in CCF’s statement of additional information. Exchange-traded futures are generally valued at the official settlement price of the exchange or market on which such instruments are traded, as of the close of business on the day the futures are being valued.

80	Private Client Services Funds

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the funds’ investment adviser are fair valued as determined in good faith under fair valuation guidelines adopted by authority of the funds’ board of trustees as further described. The investment adviser follows fair valuation guidelines, consistent with U.S. Securities and Exchange Commission rules and guidance, to consider relevant principles and factors when making fair value determinations. The investment adviser considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security; contractual or legal restrictions on resale of the security; relevant financial or business developments of the issuer; actively traded similar or related securities; conversion or exchange rights on the security; related corporate actions; significant events occurring after the close of trading in the security; and changes in overall market conditions. In addition, the closing prices of equity securities that trade in markets outside U.S. time zones may be adjusted to reflect significant events that occur after the close of local trading but before the net asset value of each of the funds is determined. Fair valuations and valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred.

Processes and structure — The funds’ board of trustees has delegated authority to the funds’ investment adviser to make fair value determinations, subject to board oversight. The investment adviser has established a Joint Fair Valuation Committee (the “Fair Valuation Committee”) to administer, implement and oversee the fair valuation process, and to make fair value decisions. The Fair Valuation Committee regularly reviews its own fair value decisions, as well as decisions made under its standing instructions to the investment adviser’s valuation teams. The Fair Valuation Committee reviews changes in fair value measurements from period to period and may, as deemed appropriate, update the fair valuation guidelines to better reflect the results of back testing and address new or evolving issues. The Fair Valuation Committee reports any changes to the fair valuation guidelines to the board of trustees. The funds’ board and audit committee also regularly review reports that describe fair value determinations and methods.

The funds’ investment adviser has also established a Fixed-Income Pricing Review Group to administer and oversee the fixed-income valuation process, including the use of fixed-income pricing vendors. This group regularly reviews pricing vendor information and market data. Pricing decisions, processes and controls over security valuation are also subject to additional internal reviews facilitated by the investment adviser’s global risk management group.

Classifications — The funds’ investment adviser classifies each fund’s assets and liabilities into three levels based on the inputs used to value the assets or liabilities. Level 1 values are based on quoted prices in active markets for identical securities. Level 2 values are based on significant observable market inputs, such as quoted prices for similar securities and quoted prices in inactive markets. Certain securities trading outside the U.S. may transfer between Level 1 and Level 2 due to valuation adjustments resulting from significant market movements following the close of local trading. Level 3 values are based on significant unobservable inputs that reflect the investment adviser’s determination of assumptions that market participants might reasonably use in valuing the securities. The valuation levels are not necessarily an indication of the risk or liquidity associated with the underlying investment. For example, U.S. government securities are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market. The funds’ valuation levels as of April 30, 2022 are as follows (dollars in thousands):

Capital Group Core Municipal Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Municipals	$—	$594,883	$—	$594,883
Short-term securities	—	93,763	—	93,763
Total	$—	$688,646	$—	$688,646

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$340	$—	$—	$340

*	Futures contracts are not included in the fund’s investment portfolio.

Private Client Services Funds	81

Capital Group Short-Term Municipal Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Municipals	$—	$105,373	$—	$105,373
Short-term securities	—	17,315	—	17,315
Total	$—	$122,688	$—	$122,688

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$32	$—	$—	$32

*	Futures contracts are not included in the fund’s investment portfolio.

Capital Group California Core Municipal Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Municipals	$—	$530,495	$—	$530,495
Short-term securities	—	92,120	—	92,120
Total	$—	$622,615	$—	$622,615

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$606	$—	$—	$606

*	Futures contracts are not included in the fund’s investment portfolio.

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
Municipals	$—	$100,451	$—	$100,451
Short-term securities	—	22,000	—	22,000
Total	$—	$122,451	$—	$122,451

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$62	$—	$—	$62

*	Futures contracts are not included in the fund’s investment portfolio.

82	Private Client Services Funds

Capital Group Core Bond Fund

	Investment securities
	Level 1	Level 2	Level 3	Total
Assets:
Bonds, notes & other debt instruments:
U.S. Treasury bonds & notes	$—	$240,401	$—	$240,401
Corporate bonds, notes & loans	—	158,758	—	158,758
Asset-backed obligations	—	61,641	—	61,641
Mortgage-backed obligations	—	57,041	—	57,041
Bonds & notes of governments & government agencies outside the U.S.	—	22,025	—	22,025
Federal agency bonds & notes	—	17,911	—	17,911
Municipals	—	4,149	—	4,149
Short-term securities	30,782	—	—	30,782
Total	$30,782	$561,926	$—	$592,708

	Other investments*
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized appreciation on futures contracts	$215	$—	$—	$215
Liabilities:
Unrealized depreciation on futures contracts	(1,570)	—	—	(1,570)
Total	$(1,355)	$—	$—	$(1,355)

*	Futures contracts are not included in the fund’s investment portfolio.

4. Risk factors

Investing in the funds may involve certain risks including, but not limited to, those described below.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline — sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives.

Investing in debt instruments — The prices of, and the income generated by, bonds and other debt securities held by the fund may be affected by factors such as the interest rates, maturities and credit ratings of these securities.

Rising interest rates will generally cause the prices of bonds and other debt securities to fall. A general rise in interest rates may cause investors to sell debt securities on a large scale, which could also adversely affect the price and liquidity of debt securities and could also result in increased redemptions from the fund. Falling interest rates may cause an issuer to redeem, call or refinance a debt security before its stated maturity, which may result in the fund failing to recoup the full amount of its initial investment and having to reinvest the proceeds in lower yielding securities. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities.

Private Client Services Funds	83

Bonds and other debt securities are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default. A downgrade or default affecting any of the fund’s securities could cause the value of the fund’s shares to decrease. Credit risk is gauged, in part, by the credit ratings of the debt securities in which the fund invests. However, ratings are only the opinions of the rating agencies issuing them and are not guarantees as to credit quality or an evaluation of market risk. The fund’s investment adviser relies on its own credit analysts to research issuers and issues in seeking to assess credit and default risks.

Credit and liquidity support — Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the fund could cause the values of these securities to decline.

Investing in lower rated debt instruments — Lower rated bonds and other lower rated debt securities generally have higher rates of interest and involve greater risk of default or price declines due to changes in the issuer’s creditworthiness than those of higher quality debt securities. The market prices of these securities may fluctuate more than the prices of higher quality debt securities and may decline significantly in periods of general economic difficulty.

Liquidity risk — Certain fund holdings may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid holdings may be volatile, and reduced liquidity may have an adverse impact on the market price of such holdings. Additionally, the sale of less liquid or illiquid holdings may involve substantial delays (including delays in settlement) and additional costs and the fund may be unable to sell such holdings when necessary to meet its liquidity needs or may be forced to sell at a loss.

Investing in similar municipal bonds — Investing significantly in municipal obligations of multiple issuers in the same state or backed by revenues of similar types of projects or industries may make the fund more susceptible to certain economic, political or regulatory occurrences. As a result, the fund has greater risk of volatility, and greater risk of loss, from these investments.

Investing in municipal bonds of issuers within the state of California — Because Capital Group California Core Municipal Fund and Capital Group California Short-Term Municipal Fund invest primarily in securities of issuers within the state of California, these funds are more susceptible to factors adversely affecting issuers of California securities than a comparable municipal bond mutual fund that does not concentrate its investments in a single state. For example, in the past, California voters have passed amendments to the state’s constitution and other measures that limit the taxing and spending authority of California governmental entities, and future voter initiatives may adversely affect California municipal bonds.

Investing in mortgage-related and other asset-backed securities — Mortgage-related securities, such as mortgage-backed securities, and other asset-backed securities, include debt obligations that represent interests in pools of mortgages or other income-bearing assets, such as consumer loans or receivables. While such securities are subject to the risks associated with investments in debt instruments generally (for example, credit, extension and interest rate risks), they are also subject to other and different risks. Mortgage-backed and other asset-backed securities are subject to changes in the payment patterns of borrowers of the underlying debt, potentially increasing the volatility of the securities and the fund’s net asset value. When interest rates fall, borrowers are more likely to refinance or prepay their debt before its stated maturity. This may result in the fund having to reinvest the proceeds in lower yielding securities, effectively reducing the fund’s income. Conversely, if interest rates rise and borrowers repay their debt more slowly than expected, the time in which the mortgage-backed and other asset-backed securities are paid off could be extended, reducing the fund’s cash available for reinvestment in higher yielding securities. Mortgage-backed securities are also subject to the risk that underlying borrowers will be unable to meet their obligations and the value of property that secures the mortgages may decline in value and be insufficient, upon foreclosure, to repay the associated loans. Investments in asset-backed securities are subject to similar risks.

Investing in securities backed by the U.S. government — Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.

84	Private Client Services Funds

5. Certain investment techniques

Index-linked bonds — Capital Group Core Bond Fund has invested in index-linked bonds, which are fixed-income securities whose principal value is periodically adjusted to a government price index. Over the life of an index-linked bond, interest is paid on the adjusted principal value. Increases or decreases in the principal value of index-linked bonds are recorded as interest income in the fund’s statement of operations.

Mortgage dollar rolls — Capital Group Core Bond Fund has entered into mortgage dollar roll transactions in which the fund sells a mortgage-backed security to a counterparty and simultaneously enters into an agreement with the same counterparty to buy back a similar security on a specific future date at a predetermined price. Mortgage dollar rolls are accounted for as purchase and sale transactions, which may increase the funds’ portfolio turnover rates.

Futures contracts — Each fund has entered into futures contracts, which provide for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument for a specified price, date, time and place designated at the time the contract is made. Futures contracts are used to strategically manage portfolio volatility and downside equity risk.

Upon entering into futures contracts, and to maintain the fund’s open positions in futures contracts, the fund is required to deposit with a futures broker, known as a futures commission merchant (“FCM”), in a segregated account in the name of the FCM an amount of cash, U.S. government securities or other liquid securities, known as initial margin. The margin required for a particular futures contract is set by the exchange on which the contract is traded to serve as collateral, and may be significantly modified from time to time by the exchange during the term of the contract.

On a daily basis, each fund pays or receives variation margin based on the increase or decrease in the value of the futures contracts and records variation margin on futures contracts in each fund’s statement of assets and liabilities. In addition, each fund segregates liquid assets equivalent to the fund’s outstanding obligations under the contract in excess of the initial margin and variation margin, if any. Futures contracts may involve a risk of loss in excess of the variation margin shown on each fund’s statement of assets and liabilities. Each fund records realized gains or losses at the time the futures contract is closed or expires. Net realized gains or losses and net unrealized appreciation or depreciation from futures contracts are recorded in each fund’s statement of operations.

The following table presents the average month-end notional amounts of futures contracts while held for each fund (dollars in thousands):

Futures contracts
Capital Group Core Municipal Fund	$29,645
Capital Group Short-Term Municipal Fund	5,398
Capital Group California Core Municipal Fund	49,576
Capital Group California Short-Term Municipal	8,978
Capital Group Core Bond Fund	184,799

Private Client Services Funds	85

The following tables identify the location and fair value amounts on the funds’ statements of assets and liabilities and/or the effect on the funds’ statements of operations resulting from the funds’ use of futures contracts, interest rate swaps and credit default swaps as of, or for the six months ended April 30, 2022 (dollars in thousands):

Capital Group Core Municipal Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$340	Unrealized depreciation*	$—

		Net realized gain		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$548	Net unrealized appreciation on futures contracts	$347

Capital Group Short-Term Municipal Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$32	Unrealized depreciation*	$—

		Net realized gain		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$32	Net unrealized appreciation on futures contracts	$55

Capital Group California Core Municipal Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$606	Unrealized depreciation*	$—

		Net realized gain		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$1,617	Net unrealized appreciation on futures contracts	$512

See end of tables for footnote.

86	Private Client Services Funds

Capital Group California Short-Term Municipal Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$62	Unrealized depreciation*	$—

		Net realized gain		Net unrealized appreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized gain on futures contracts	$248	Net unrealized appreciation on futures contracts	$62

Capital Group Core Bond Fund

		Assets		Liabilities
Contracts	Risk type	Location on statement of assets and liabilities	Value	Location on statement of assets and liabilities	Value
Futures	Interest	Unrealized appreciation*	$215	Unrealized depreciation*	$1,570

		Net realized loss		Net unrealized depreciation
Contracts	Risk type	Location on statement of operations	Value	Location on statement of operations	Value
Futures	Interest	Net realized loss on futures contracts	$(1,624)	Net unrealized depreciation on futures contracts	$(848)

*	Includes cumulative appreciation/depreciation on futures contracts as reported in the applicable table following each fund’s investment portfolio. Only current day’s variation margin is reported within each fund’s statement of assets and liabilities.

Collateral — Each fund participates in a collateral program that calls for the funds to either receive or pledge highly liquid assets, such as cash or U.S. government securities, as collateral due to their use of futures contracts and/or future delivery contracts. For futures contracts, the program calls for the fund to pledge collateral for initial and variation margin by contract. For future delivery contracts, the program calls for the fund to either receive or pledge collateral based on the net gain or loss on unsettled contracts by certain counterparties. The purpose of the collateral is to cover potential losses that could occur in the event that either party cannot meet its contractual obligations. Non-cash collateral pledged by the fund, if any, is disclosed in the fund’s investment portfolio, and cash collateral pledged by the fund, if any, is held in a segregated account with the fund’s custodian, which is reflected as pledged cash collateral in each fund’s statement of assets and liabilities.

6. Taxation and distributions

Federal income taxation — Each fund complies with the requirements under Subchapter M of the Internal Revenue Code applicable to regulated investment companies and each intends to distribute substantially all of its net income and net capital gains each year. The funds are not subject to income taxes to the extent taxable income and net capital gains are distributed. Therefore, no federal income tax provision is required.

As of and during the period ended April 30, 2022, none of the funds had a liability for any unrecognized tax benefits. Each fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in their respective statements of operations. During the period, none of the funds incurred any significant interest or penalties.

Each fund’s tax returns are generally not subject to examination by federal, state and, if applicable, non-U.S. tax authorities after the expiration of each jurisdiction’s statute of limitations, which is typically three years after the date of filing but can be extended in certain jurisdictions.

Private Client Services Funds	87

Distributions — Distributions determined on a tax basis may differ from net investment income and net realized gains for financial reporting purposes. These differences are due primarily to different treatment for items such as short-term capital gains and losses; capital losses related to sales of certain securities within 30 days of purchase; income on certain investments; amortization of premiums and discounts; paydowns on fixed-income securities; net capital losses and cost of investments sold. The fiscal year in which amounts are distributed may differ from the year in which the net investment income and net realized gains are recorded by the funds for financial reporting purposes.

Additional tax basis disclosures for each fund are as follows (dollars in thousands):

	Capital Group Core Municipal Fund	Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund	Capital Group California Short-Term Municipal Fund	Capital Group Core Bond Fund
As of October 31, 2021
Undistributed ordinary income	$2,465	$535	$1,100	$112	$99
Undistributed tax-exempt income	90	26	889	9	—
Undistributed long-term capital gains	2,811	—	2,586	405	—
Capital loss carryforward*	—	—	—	—	(3,316)
As of April 30, 2022
Gross unrealized appreciation on investments	866	61	930	70	1,089
Gross unrealized depreciation on investments	(31,536)	(4,002)	(27,075)	(4,117)	(28,406)
Net unrealized depreciation on investments	(30,670)	(3,941)	(26,145)	(4,047)	(27,317)
Cost of investments	719,656	126,661	649,366	126,559	618,670

*	Each fund’s capital loss carryforwards will be used to offset any capital gains realized by each fund in the current year or in subsequent years. Each fund will not make distributions from capital gains while a capital loss carryforward remains.

Distributions paid by each fund were characterized for tax purposes as follows (dollars in thousands):

	Six months ended April 30, 2022
	Tax-exempt income	Ordinary income	Long-term capital gains	Total distributions paid
Capital Group Core Municipal Fund	$4,295	$2,469	$2,812	$9,576
Capital Group Short-Term Municipal Fund	785	536	—	1,321
Capital Group California Core Municipal Fund	4,350	1,103	2,589	8,042
Capital Group California Short-Term Municipal Fund	540	113	406	1,059
Capital Group Core Bond Fund	—	5,199	—	5,199

	Year ended October 31, 2021
	Tax-exempt income	Ordinary income	Long-term capital gains	Total distributions paid
Capital Group Core Municipal Fund	$8,677	$2,349	$4,808	$15,834
Capital Group Short-Term Municipal Fund	1,747	513	—	2,260
Capital Group California Core Municipal Fund	6,692	841	4,471	12,004
Capital Group California Short-Term Municipal Fund	1,439	117	527	2,083
Capital Group Core Bond Fund	—	15,330	6,786	22,116

7. Fees and transactions with related parties

CRMC, the funds’ investment adviser, is the parent company of American Funds Service Company® (“AFS”), the funds’ transfer agent. CRMC and AFS are considered related parties to each fund.

Investment advisory services — Each fund has an investment advisory and service agreement with CRMC that provides for monthly fees accrued daily. The fee for Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund and Capital Group Core Bond Fund is 0.25% of the daily net assets of each fund.

88	Private Client Services Funds

Transfer agent services — Each fund has a shareholder services agreement with AFS under which each fund compensates AFS for providing transfer agent services. These services include recordkeeping, shareholder communications and transaction processing. In addition, each fund reimburses AFS for amounts paid to third parties for performing transfer agent services on behalf of fund shareholders.

Miscellaneous fee reimbursements — CRMC has agreed to reimburse a portion of miscellaneous fees and expenses for Capital Group Short-Term Municipal Fund to limit the fund’s total annual operating expenses to 0.30% (as a percentage of daily net assets). Miscellaneous expenses exclude investment advisory services fees. These reimbursements may be adjusted or discontinued by CRMC, subject to any restrictions in the series’ prospectus. For the six months ended April 30, 2022, total fees and expenses reimbursed by CRMC were $37,000 for Capital Group Short-Term Municipal Fund. CRMC will not recoup all or a portion of these reimbursements. Fees and expenses in each fund’s statement of operations are presented gross of any reimbursements from CRMC.

Affiliated officers and trustees — Officers and certain trustees of the series are or may be considered to be affiliated with CRMC. No affiliated officers or trustees received any compensation directly from the series.

Investment in CCF — Capital Group Core Bond Fund holds shares of CCF, an institutional prime money market fund managed by CRMC. CCF invests in high-quality, short-term money market instruments and is used as the primary investment vehicle for the fund’s short-term investments. CCF shares are only available for purchase by CRMC, its affiliates, and other funds managed by CRMC. CCF shares are not available to the public. CRMC does not receive an investment advisory services fee from CCF.

Security transactions with related funds — The funds may purchase from, or sell securities to, other CRMC-managed funds (or accounts managed by certain affiliates of CRMC) under procedures adopted by the funds’ board of trustees. The funds involved in such transactions are considered related by virtue of having a common investment adviser (or affiliated investment advisers), common trustees and/or common officers. When such transactions occur, each transaction is executed at the current market price of the security and no brokerage commissions or fees are paid in accordance with Rule 17a-7 of the 1940 Act.

The following table presents purchase and sales transactions, if any, between each fund and related funds and the net realized gains from such sales as of April 30, 2022 (dollars in thousands):

Fund	Purchases	Sales	Net realized loss
Capital Group Core Municipal Fund	$903	$5,393	$(124)
Capital Group Short-Term Municipal Fund	—	14,661	(346)
Capital Group California Core Municipal Fund	4,261	2,904	(160)
Capital Group California Short-Term Municipal Fund	1,069	—	—
Capital Group Core Bond Fund	—	396	(30)

Interfund lending — Pursuant to an exemptive order issued by the SEC, the funds, along with other CRMC-managed funds (or funds managed by certain affiliates of CRMC), may participate in an interfund lending program. The program provides an alternate credit facility that permits the funds to lend or borrow cash for temporary purposes directly to or from one another, subject to the conditions of the exemptive order. The funds did not lend or borrow cash through the interfund lending program at any time during the six months ended ended April 30, 2022.

Private Client Services Funds	89

8. Indemnifications

The series’ organizational documents provide board members and officers with indemnification against certain liabilities or expenses in connection with the performance of their duties to the series. In the normal course of business, the series may also enter into contracts that provide general indemnifications. Each fund’s maximum exposure under these arrangements is unknown since it is dependent on future claims that may be made against the series. The risk of material loss from such claims is considered remote. Insurance policies are also available to the series’ board members and officers.

9. Capital share transactions

Capital share transactions in the funds were as follows (dollars and shares in thousands):

	Sales		Reinvestment of distributions		Repurchases		Net (decrease) increase
Fund	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Six months ended April 30, 2022

Capital Group Core Municipal Fund	$55,574	5,303	$9,552	912	$(110,586)	(10,797)	$(45,460)	(4,582)
Capital Group Short-Term Municipal Fund	37,788	3,701	1,319	130	(110,464)	(10,959)	(71,357)	(7,128)
Capital Group California Core Municipal Fund	51,203	4,851	8,043	760	(50,294)	(4,795)	8,952	816
Capital Group California Short-Term Municipal Fund	10,753	1,063	1,059	104	(65,048)	(6,445)	(53,236)	(5,278)
Capital Group Core Bond Fund	50,773	5,074	5,160	519	(86,106)	(8,682)	(30,173)	(3,089)

Year ended October 31, 2021

Capital Group Core Municipal Fund	$191,931	17,895	$15,789	1,472	$(65,098)	(6,065)	$142,622	13,302
Capital Group Short-Term Municipal Fund	135,966	13,169	2,260	219	(142,168)	(13,767)	(3,942)	(379)
Capital Group California Core Municipal Fund	103,909	9,577	12,004	1,106	(70,484)	(6,480)	45,429	4,203
Capital Group California Short-Term Municipal Fund	68,363	6,590	2,083	201	(86,228)	(8,316)	(15,782)	(1,525)
Capital Group Core Bond Fund	109,167	10,477	21,938	2,097	(28,951)	(2,773)	102,154	9,801

10. Investment transactions

The funds made purchases and sales of investment securities during the six months ended April 30, 2022, as follows (dollars in thousands):

	Capital Group Core Municipal Fund	Capital Group Short-Term Municipal Fund	Capital Group California Core Municipal Fund	Capital Group California Short-Term Municipal Fund	Capital Group Core Bond Fund
Purchases of investment securities*	$127,558	$25,421	$117,713	$25,982	$354,460
Sales of investment securities*	146,901	80,490	110,996	72,573	369,294

*	Excludes short-term securities and U.S. government obligations, if any.

90	Private Client Services Funds

Financial highlights

		(Loss) income from investment operations[1]			Dividends and distributions
Year ended	Net asset value, beginning of year	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Distributions (from capital gains)	Total dividends and distributions	Net asset value, end of year	Total return[2]	Net assets, end of year (in millions)	Ratio of expenses to average net assets before reimbursements[3]	Ratio of expenses to average net assets after reimbursements[2,3]	Ratio of net income to average net assets[2]
Capital Group Core Municipal Fund
4/30/2022[4,5]	$10.62	$.06	$(.58)	$(.52)	$(.06)	$(.07)	$(.13)	$9.97	(4.96)%[6]	$691	.28%[7]	.28%[7]	1.11%[7]
10/31/2021	10.76	.13	(.02)	.11	(.13)	(.12)	(.25)	10.62	.99	785	.28	.28	1.20
10/31/2020	10.55	.18	.22	.40	(.18)	(.01)	(.19)	10.76	3.87	652	.28	.28	1.70
10/31/2019	10.15	.22	.40	.62	(.22)	—	(.22)	10.55	6.15	584	.28	.28	2.11
10/31/2018	10.41	.21	(.26)	(.05)	(.19)	(.02)	(.21)	10.15	(.32)	474	.27	.27	2.04
10/31/2017	10.48	.21	(.07)	.14	(.21)	— [8]	(.21)	10.41	1.39	442	.35	.34	2.02
Capital Group Short-Term Municipal Fund
4/30/2022[4,5]	$10.26	$.04	$(.40)	$(.36)	$(.05)	$(.03)	$(.08)	$9.82	(3.57)%[6]	$124	.32%[7]	.27%[7]	.88%[7]
10/31/2021	10.33	.09	(.04)	.05	(.09)	(.03)	(.12)	10.26	.43	203	.31	.30	.87
10/31/2020	10.15	.14	.18	.32	(.14)	—	(.14)	10.33	3.16	208	.32	.30	1.36
10/31/2019	9.93	.19	.22	.41	(.19)	—	(.19)	10.15	4.19	127	.35	.30	1.92
10/31/2018	10.09	.17	(.18)	(.01)	(.15)	—	(.15)	9.93	.05	138	.32	.30	1.67
10/31/2017	10.11	.14	(.02)	.12	(.14)	— [8]	(.14)	10.09	1.26	150	.41	.35	1.42
Capital Group California Core Municipal Fund
4/30/2022[4,5]	$10.75	$.06	$(.59)	$(.53)	$(.07)	$(.06)	$(.13)	$10.09	(4.99)%[6]	$631	.27%[7]	.27%[7]	1.07%[7]
10/31/2021	10.90	.13	(.08)	.05	(.11)	(.09)	(.20)	10.75	.53	664	.27	.27	1.17
10/31/2020	10.73	.17	.18	.35	(.17)	(.01)	(.18)	10.90	3.29	627	.28	.28	1.55
10/31/2019	10.34	.20	.40	.60	(.20)	(.01)	(.21)	10.73	5.84	557	.28	.28	1.89
10/31/2018	10.57	.19	(.23)	(.04)	(.18)	(.01)	(.19)	10.34	(.27)	452	.27	.27	1.85
10/31/2017	10.69	.20	(.11)	.09	(.20)	(.01)	(.21)	10.57	.84	388	.35	.34	1.88
Capital Group California Short-Term Municipal Fund
4/30/2022[4,5]	$10.29	$.03	$(.40)	$(.37)	$(.04)	$(.03)	$(.07)	$9.85	(3.64)%[6]	$122	.27%[7]	.27%[7]	.69%[7]
10/31/2021	10.39	.08	(.07)	.01	(.08)	(.03)	(.11)	10.29	.12	182	.29	.29	.76
10/31/2020	10.28	.12	.11	.23	(.12)	—	(.12)	10.39	2.26	199	.30	.30	1.16
10/31/2019	10.06	.15	.22	.37	(.15)	—	(.15)	10.28	3.55	164	.32	.30	1.46
10/31/2018	10.21	.13	(.15)	(.02)	(.12)	(.01)	(.13)	10.06	(.07)	129	.31	.30	1.28
10/31/2017	10.23	.11	(.02)	.09	(.11)	— [8]	(.11)	10.21	.97	120	.42	.35	1.11
Capital Group Core Bond Fund
4/30/2022[4,5]	$10.24	$.08	$(.65)	$(.57)	$(.08)	$—	$(.08)	$9.59	(5.56)%[6]	$570	.28%[7]	.28%[7]	1.68%[7]
10/31/2021	10.70	.14	(.20)	(.06)	(.15)	(.25)	(.40)	10.24	(.60)	640	.28	.28	1.36
10/31/2020	10.31	.18	.46	.64	(.19)	(.06)	(.25)	10.70	6.28	564	.28	.28	1.73
10/31/2019	9.82	.23	.48	.71	(.22)	—	(.22)	10.31	7.33	477	.28	.28	2.24
10/31/2018	10.14	.21	(.34)	(.13)	(.19)	—	(.19)	9.82	(1.14)	446	.28	.28	2.08
10/31/2017	10.31	.16	(.12)	.04	(.16)	(.05)	(.21)	10.14	.41	416	.35	.34	1.58

Portfolio turnover rate for all share classes,	Six months ended	Year ended October 31,
including mortgage dollar roll transactions[9,10]	April 30, 2022[4,5,6]	2021	2020	2019	2018	2017
Capital Group Core Bond Fund	27%	48%	80%	114%	41%	52%

Portfolio turnover rate for all share classes,	Six months ended	Year ended October 31,
including mortgage dollar roll transactions[10]	April 30, 2022[4,5,6]	2021	2020	2019	2018	2017
Capital Group Core Municipal Fund	20%	48%	62%	38%	55%	47%
Capital Group Short-Term Municipal Fund	17	51	58	50	70	42
Capital Group California Core Municipal Fund	19	38	37	22	69	27
Capital Group California Short-Term Municipal Fund	19	43	42	39	65	36
Capital Group Core Bond Fund	78	217	158	151	110	95

See end of tables for footnotes.

Private Client Services Funds	91

Financial highlights (continued)

[1]	Based on average shares outstanding.
[2]	This column reflects the impact, if any, of miscellaneous fee reimbursements from CRMC.
[3]	Ratios do not include expenses of any Central Funds. The fund indirectly bears its proportionate share of the expenses of any Central Funds, if applicable.
[4]	Based on operations for a period that is less than a full year.
[5]	Unaudited.
[6]	Not annualized.
[7]	Annualized.
[8]	Amount less than $.01.
[9]	Refer to Note 5 for further information on mortgage dollar rolls.
[10]	Rates do not include the fund’s portfolio activity with respect to any Central Funds, if applicable.

See notes to financial statements.

92	Private Client Services Funds

Expense example	unaudited

As a shareholder of the funds, you incur ongoing costs, including management fees and other expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the funds so you can compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire six-month period (November 1, 2021, through April 30, 2022).

Actual expenses:

The first line of each fund in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled “Expenses paid during period” to estimate the expenses you paid on your account during this period.

Hypothetical example for comparison purposes:

The second line of each fund in the table below provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio for the share class and an assumed rate of return of 5.00% per year before expenses, which is not the actual return of the share class. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the fund and other funds. To do so, compare this 5.00% hypothetical example with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Notes:

Shareholders of the funds may be subject to an additional fee charged by CRMC’s Capital Group Private Client Services division for the ongoing services provided to the shareholder. You can estimate the impact of these fees by adding the amount of the fees to the total estimated expenses you paid on your account during the period as calculated above. In addition, your ending account value would be lower by the amount of these fees. Note that the expenses shown in the table are meant to highlight your ongoing costs only. The second line of each fund in the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds.

	Beginning account value 11/1/2021	Ending account value 4/30/2022	Expenses paid during period*	Annualized expense ratio
Capital Group Core Municipal Fund
Actual return	$1,000.00	$950.43	$1.35	.28%
Assumed 5% return	1,000.00	1,023.41	1.40	.28
Capital Group Short-Term Municipal Fund
Actual return	$1,000.00	$964.27	$1.31	.27%
Assumed 5% return	1,000.00	1,023.46	1.35	.27
Capital Group California Core Municipal Fund
Actual return	$1,000.00	$950.09	$1.31	.27%
Assumed 5% return	1,000.00	1,023.46	1.35	.27
Capital Group California Short-Term Municipal Fund
Actual return	$1,000.00	$963.59	$1.31	.27%
Assumed 5% return	1,000.00	1,023.46	1.35	.27
Capital Group Core Bond Fund
Actual return	$1,000.00	$944.44	$1.35	.28%
Assumed 5% return	1,000.00	1,023.41	1.40	.28

*	The “expenses paid during period” are equal to the “annualized expense ratio,” multiplied by the average account value over the period, multiplied by the number of days in the period, and divided by 365 (to reflect the one-half year period).

Private Client Services Funds	93

Approval of Investment Advisory and Service Agreement

The series’ board has approved the continuation of the series’ Investment Advisory and Service Agreement (the “agreement”) with Capital Research and Management Company (“CRMC”) for an additional one-year term through July 31, 2023, with respect to the various series of the funds (each a “fund”). The board approved the agreement following the recommendation of the series’ Contracts Committee (the “committee”), which is composed of all the series’ independent board members. The board and the committee determined in the exercise of their business judgment that each fund’s advisory fee structure was fair and reasonable in relation to the services provided, and that approving the agreement was in the best interests of each fund and its shareholders.

The board and the committee noted that the board has approved the reorganization of each of Capital Group Core Bond Fund with and into The Bond Fund of America, Capital Group Core Municipal Fund with and into Limited Term Tax-Exempt Bond Fund of America, and Capital Group Short-Term Municipal Fund with and into American Funds Short-Term Tax-Exempt Bond Fund. The board and the committee took these approvals into account in their deliberations about the agreement and noted that each reorganization would be consummated only if approved by shareholders of the applicable fund party thereto.

In reaching the decision to approve the agreement, the board and the committee took into account their interactions with CRMC as well as information furnished to them throughout the year and otherwise provided to them, as well as information prepared specifically in connection with their review of the agreement, and were advised by their independent counsel with respect to the matters considered. They considered the following factors, among others, but did not identify any single issue or particular piece of information that, in isolation, was the controlling factor, and each board and committee member did not necessarily attribute the same weight to each factor.

1. Nature, extent and quality of services

The board and the committee considered the depth and quality of CRMC’s investment management process, including its global research capabilities; the experience, capability and integrity of its senior management and other personnel; the low turnover rates of its key personnel; the overall financial strength and stability of CRMC and the Capital Group organization; the resources and systems CRMC devotes to investment management (the manner in which each fund’s assets are managed, including liquidity management), financial, investment operations, compliance, trading, proxy voting, shareholder communications, and other services; and the ongoing evolution of CRMC’s organizational structure designed to maintain and strengthen these qualities. The board and the committee also considered the nature, extent and quality of administrative and shareholder services provided by CRMC to the funds under the agreement and other agreements, as well as the benefits to fund shareholders from investing in a fund that is part of a large family of funds. The board and the committee considered the risks assumed by CRMC in providing services to the funds, including operational, business, financial, reputational, regulatory and litigation risks. The board and the committee concluded that the nature, extent and quality of the services provided by CRMC have benefited and should continue to benefit the funds and their shareholders.

2. Investment results

The board and the committee considered the investment results of each fund in light of its objective. They compared each fund’s investment results with those of other funds (including funds that currently form the basis of the Lipper index for the category in which each fund is included) and data such as relevant market and fund indexes over various periods (including each fund’s lifetime) through December 31, 2021. They generally placed greater emphasis on investment results over longer term periods. On the basis of this evaluation and the board’s and the committee’s ongoing review of investment results, and considering the relative market conditions during certain reporting periods, the board and the committee concluded that each fund’s investment results have been sufficient for renewal of the agreement, and that CRMC’s record in managing the funds indicated that its continued management should benefit the funds and their shareholders.

3. Advisory fees and total expenses

The board and the committee compared the advisory fees and total expense levels of the funds to those of other relevant funds. They observed that each fund’s advisory fees and expenses generally compared favorably to those of other similar funds included in the comparable Lipper category. The board and the committee noted that, although the fees paid by CRMC clients with separately managed accounts generally were lower than those paid by the funds, the differences appropriately reflected the investment, operational, regulatory and market differences between advising the funds and separately managed accounts. They also recognized that the fees for certain separately managed accounts could be lower than those of the funds due to the sizes of the accounts and the clients’ overall relationships with CRMC. The board and the committee concluded that each fund’s cost structure was fair and reasonable in relation to the services provided, as well as in relation to the risks assumed by the adviser in sponsoring and managing the fund, and that each fund’s shareholders receive reasonable value in return for the advisory fees and other amounts paid to CRMC by each fund.

94	Private Client Services Funds

4. Ancillary benefits

The board and the committee considered a variety of other benefits that CRMC and its affiliates receive as a result of CRMC’s relationship with the funds, including fees paid to CRMC’s affiliated transfer agent; sales charges and distribution fees received and retained by the funds’ principal underwriter, an affiliate of CRMC; and possible ancillary benefits to CRMC and its institutional management affiliates in managing other investment vehicles. The board and the committee reviewed CRMC’s portfolio trading practices, noting that through December 31, 2018, CRMC benefited from research obtained with commissions from portfolio transactions made on behalf of each fund, and since that time has undertaken to bear the cost of obtaining such research. The board and the committee took these ancillary benefits into account in evaluating the reasonableness of the advisory fees and other amounts paid to CRMC by the funds.

5. Adviser financial information

The board and the committee reviewed information regarding CRMC’s costs of providing services to the funds, including personnel, systems and resources of investment, compliance, trading, accounting and other administrative operations. They considered CRMC’s costs and related cost allocation methodology as well as its track record of investing in technology, infrastructure and staff to maintain and expand services and capabilities, respond to industry and regulatory developments, and attract and retain qualified personnel. They noted information regarding the compensation structure for CRMC’s investment professionals. They reviewed information on the profitability of the investment adviser and its affiliates. The board and the committee also compared CRMC’s profitability and compensation data to the reported results and data of a number of large, publicly held investment management companies. The board and the committee noted the competitiveness and cyclicality of both the mutual fund industry and the capital markets, and the importance in that environment of CRMC’s long-term profitability for maintaining its independence, company culture and management continuity. They further considered CRMC’s reimbursement of fund expenses through voluntary fee caps and, as applicable, the sharing of potential economies of scale, or efficiencies, through breakpoints and other fee reductions and costs voluntarily absorbed. The board and the committee concluded that each fund’s advisory fee structure reflected a reasonable sharing of benefits between CRMC and the fund’s shareholders.

Private Client Services Funds	95

Liquidity Risk Management Program	unaudited

The series has adopted a liquidity risk management program (the “program”). The series’ board has designated Capital Research and Management Company (“CRMC”) as the administrator of the program. Personnel of CRMC or its affiliates conduct the day-to-day operation of the program pursuant to policies and procedures administered by the Capital Group Liquidity Risk Management Committee.

Under the program, CRMC manages each fund’s liquidity risk, which is the risk that the fund could not meet shareholder redemption requests without significant dilution of remaining shareholders’ interests in the fund. This risk is managed by monitoring the degree of liquidity of each fund’s investments, limiting the amount of each fund’s illiquid investments, and utilizing various risk management tools and facilities available to each fund for meeting shareholder redemptions, among other means. CRMC’s process of determining the degree of liquidity of each fund’s investments is supported by one or more third-party liquidity assessment vendors.

The series’ board reviewed a report prepared by CRMC regarding the operation and effectiveness of the program for the period October 1, 2020, through September 30, 2021. No significant liquidity events impacting any of the funds were noted in the report. In addition, CRMC provided its assessment that the program had been effective in managing each fund’s liquidity risk.

96	Private Client Services Funds

Office of the fund
6455 Irvine Center Drive
Irvine, CA 92618-4518

Investment adviser
Capital Research and Management Company
333 South Hope Street
Los Angeles, CA 90071-1406

Transfer agent for shareholder accounts
American Funds Service Company
(Write to the address nearest you.)

P.O. Box 6007
Indianapolis, IN 46206-6007

P.O. Box 2280
Norfolk, VA 23501-2280

Custodian of assets
State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111-2900

Counsel
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110-1726

Independent registered public accounting firm
PricewaterhouseCoopers LLP
601 South Figueroa Street
Los Angeles, CA 90017-3874

Principal underwriter
American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, CA 90071-1406

Investors should carefully consider investment objectives, risks, charges and expenses. This and other important information is contained in the fund prospectuses, which can be obtained from Capital Research and Management Company by calling (800) 266-9532 and should be read carefully before investing.

Capital Group Private Client Services Fund files a complete list of its portfolio holdings with the U.S. Securities and Exchange Commission (SEC) for the first and third quarters of each fiscal year on Form NPORT-P. This filing is available free of charge on the SEC website (www.sec.gov). Additionally, the list of portfolio holdings is available by calling your relationship manager at (800) 266-9532.

The proxy voting procedures and policies of Capital Group Private Client Services Fund — which describe how we vote proxies relating to portfolio securities — are available upon request by calling your relationship manager at (800) 266-9532. The funds file their proxy voting records with the SEC for the 12 months ended June 30 by August 31. The report also is available on the SEC website or by calling your relationship manager.

BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. and its affiliates (collectively “Bloomberg”). Bloomberg or Bloomberg’s licensors own all proprietary rights in the Bloomberg Indices. Neither Bloomberg nor Bloomberg’s licensors approves or endorses this material, or guarantees the accuracy or completeness of any information herein, or makes any warranty, express or implied, as to the results to be obtained therefrom and, to the maximum extent allowed by law, neither shall have any liability or responsibility for injury or damages arising in connection therewith.

All Capital Group trademarks mentioned are owned by The Capital Group Companies, Inc., an affiliated company or fund. All other company and product names mentioned are the property of their respective companies.

If used as sales material after June 30, 2022, this report must be accompanied by the Capital Group Core Municipal Fund, Capital Group Short-Term Municipal Fund, Capital Group California Core Municipal Fund, Capital Group California Short-Term Municipal Fund and Capital Group Core Bond Fund quarterly results documents for the most recently completed calendar quarter.

American Funds Distributors, Inc., member FINRA.

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Code of Ethics

June 2022

Capital Group associates are responsible for maintaining the highest ethical standards. The Code of Ethics is intended to help associates observe exemplary standards of integrity, honesty and trust. It sets out standards for our personal conduct, including personal investing, gifts and entertainment, outside business interests and affiliations, political contributions, insider trading, and client confidentiality.

Our fund shareholders and clients have placed their trust in Capital to manage their assets. As investment advisers, we act as fiduciaries to our clients. This means we owe them both a duty of care and a duty of loyalty.

Capital has earned a reputation over many years for acting with the highest integrity and ethics. Reputations are fragile, however, and Capital’s reputation can be harmed if any of us fails to act ethically and in the best interests of our clients. We each must hold ourselves to the highest standards of behavior, regardless of business custom, and strive to avoid even the appearance of impropriety. We all share this responsibility — if you have any doubt whether an action or circumstance is consistent with our standards, raise it.

Associates should be aware that their actions outside of the workplace can reflect on the ethics of our organization and potentially harm our reputation. For this reason, associates should exercise caution and good judgment in order to avoid having their actions outside of the workplace impact Capital, our workplace or our associates.

No set of rules can anticipate every possible situation, so it is essential that associates adhere to the spirit as well as the letter of the Code of Ethics. Any activity that compromises the trust our clients have placed in us, even if it does not expressly violate a rule, has the potential to harm our reputation. Associates are reminded of one of Capital’s core principles: that we must do the right thing as a matter of principle, not just in observance of policy.

In addition to the specific policies described below, associates have the following fundamental obligations under the Code of Ethics:

−	Associates must avoid those situations that might place, or appear to place, their personal interests in conflict with the interests of Capital, our clients or fund shareholders.
−	Associates must not take advantage of their role with Capital to benefit themselves or another party.
−	Associates must comply with the laws, rules and regulations that apply to us in the conduct of our business.
−	Associates must promptly report violations of the Code of Ethics.

It is important that all associates comply with the Code of Ethics, including its related guidelines and policies. Failure to do so could result in disciplinary action, including termination.

Questions regarding the Code of Ethics may be directed to the Code of Ethics Team.

Working ethically

In order to maintain the highest ethical standards, Capital strives to recruit, hire and retain exceptional and diverse talent. We can only do so by offering a work environment where associates have a voice, feel respected and can thrive, grow, and bring their most authentic selves to the workplace. In order to help foster such an environment, we have established certain employment policies designed in part to ensure associates interact in a professional, productive and inclusive manner. All associates are expected to be familiar and comply with these and the other policies included in our Associate Handbooks. Because we hold ourselves to the highest ethical standards, our policies often exceed what may be required by law or observed at other companies.

The following sections summarize some of your obligations under the Associate Handbook. Due to their importance to our workplace, violation of the policies in our Associate Handbooks could result in disciplinary action, up to and including termination of employment.

Providing equal employment opportunities and preventing discrimination and harassment

All associates at Capital are responsible for maintaining a professional, inclusive work environment. As an equal opportunity employer, we do not tolerate discrimination. Our policies prohibit unlawful discrimination on the basis of race, religion, color, national origin, ancestry, sex (including gender, gender expression and gender identity), pregnancy, childbirth and related medical conditions, age, physical or mental disability, medical condition, genetic information, marital status, sexual orientation, citizenship status, AIDS/HIV status, political activities or affiliations, military or veteran status, status as a victim of domestic violence, assault or stalking or any other characteristic protected by federal, state or local law.

Harassment is a form of discrimination and violates our commitment to equal employment opportunities. Harassment in violation of our policies occurs when unwelcome comments or conduct based on a protected status unreasonably interfere with an associate’s work performance or create an intimidating, hostile or offensive work environment.

We are committed to promptly investigating and taking action to eliminate any discrimination and harassment that occurs in the workplace. When requested by our Human Resources or Legal Department, all associates are expected to cooperate fully in any investigation into a violation of our policies against discrimination and harassment. Our commitment is to address such claims promptly and to take corrective action as appropriate.

Associates are encouraged to report harassment to Human Resources, any manager in the organization or through our Open Line (contact information for Open Line is outlined below in Reporting requirements).

Close personal relationships in the office

When associates have a close personal, intimate or familial relationship in the workplace, it can create an actual or potential conflict of interest. It can also negatively impact the work environment. For this reason, Capital requires that all associates report any personal intimate or familial relationship with another associate or a business partner employee to Human Resources. Under this policy, certain relationships are prohibited, such as intimate relationships between managers and associates in their reporting lines.

Interacting with the public

Regardless of whether you are speaking on behalf of Capital or simply using social media for personal use, we expect all associates to maintain both client and firm confidentiality, and to protect the firm’s reputation. The lines between public and private, personal and professional, can become blurred, particularly within the realm of social media. By identifying yourself as a Capital associate within a social network, you are connected, either directly or indirectly, to colleagues, managers, clients and investors. Information originally intended for friends and family can be forwarded and, ultimately, lead to unintended consequences. For this reason, associates should exercise extra caution and good judgment and avoid mixing personal and business social networks and ensure that they abide by all local laws and regulations and applicable Capital policies, such as the policy against harassment.

Protecting sensitive information

Capital Group regularly creates, collects, and maintains valuable proprietary information, which is essential to our business operations and the performance of services for our clients. This information derives its value, in part, from not being generally known outside of Capital (hereinafter “Confidential Information”). It includes confidential electronic information in any medium, hard-copy information, and information shared orally or visually (such as by telephone or video conference). The confidentiality, integrity and limited availability of such information is regarded as fundamental to the successful business operations of Capital Group. The purpose of the Confidential Information Policy is to protect our information from disclosure – intentional or inadvertent – and to ensure that associates understand their obligation to protect and maintain its confidentiality.

Code of Ethics guidelines

No special treatment from broker-dealers

Associates may not accept negotiated commission rates or any other terms they believe may be more favorable than the broker-dealer grants to accounts with similar characteristics. U.S. broker-dealers are subject to certain rules designed to prevent favoritism toward such accounts. Favors or preferential treatment from broker-dealers may not be accepted. This rule applies to the associate’s spouse/spouse equivalent and any immediate family member residing in the same household.

No excessive trading of Capital-affiliated funds

Associates should not engage in excessive trading of the American Funds or other Capital-managed investment vehicles worldwide in order to take advantage of short-term market movements. Excessive activity, such as a frequent pattern of exchanges, could involve actual or potential harm to shareholders or clients. This rule applies to the associate’s spouse/spouse equivalent and any immediate family member residing in the same household.

Ban on Initial Public Offerings (IPOs) and Initial Coin Offerings (ICOs)

All associates and immediate family members residing in the same household may not participate in IPOs or ICOs.

Exceptions for participation in IPOs are rarely granted; however, they will be considered on a case-by-case basis (for example, where a family member is employed by the IPO company and IPO shares are considered part of that family member’s compensation).

Avoiding conflicts

Associates must avoid conflicts of interest that can occur when their business, financial or other interests interfere, or reasonably appear to interfere, with their duty to serve the interests of Capital and our clients. Conflicts of interest include any situation where financial or other personal factors compromise objectivity or professional judgment. Even the appearance of conflict could negatively impact Capital and harm our reputation.

Portfolio managers and investment analysts should be aware of the potential conflicts that can arise when they invest on behalf of fund shareholders and clients. The investments we make for our clients must be based on their best interests, and should not be, or appear to be, based on the self-interest of our associates. Accordingly, members of the investment group must disclose to the Code of Ethics Team if they or any of their family members, such as parents, children, siblings, in-laws or other family members with whom they have a close relationship, has a material business, financial or personal relationship with a company that they hold or are eligible to purchase professionally. Examples of a material relationship include: (1) a family member serving as a senior officer or executive of a portfolio company, (2) significant beneficial ownership of a portfolio company by the associate or their family members, and (3) involvement by the associate or a family member in a significant transaction or business opportunity with a portfolio company.

In addition, associates should avoid conflicts related to Capital’s business, and therefore must not:

−	Engage in a business that competes, directly or indirectly, with the interests of Capital, or is related to their role or responsibilities at Capital;
−	Act for Capital in any transaction or business relationship that involves the associate, members of their family or other people or organizations with whom the associate or their family member(s) have a significant personal connection or financial interest;

−	Negotiate with Capital on behalf of any such people or organizations; or
−	Use or attempt to use their position at Capital to obtain any improper personal benefit for themselves, family member(s) or any other party.

No policy can anticipate every possible conflict of interest and all associates must be vigilant in guarding against anything that could color our judgment. Any associate who is aware of a transaction or relationship that could reasonably be expected to give rise to a conflict of interest or perceived conflict of interest must disclose the matter promptly to a member of the Code of Ethics Team. If there is any doubt or if something does not feel consistent with our standards, raise the issue.

Any changes in a previously disclosed potential conflict, outside business interest or affiliation that could be relevant to an evaluation of a potential conflict must also be promptly disclosed. Examples of changes to disclose include: (1) a change in research coverage of an investment analyst to include a company with a family member serving as a senior executive (even if the senior executive relationship had previously been disclosed); (2) a change in an associate’s role to trader if the associate had previously disclosed a sibling who works as a sell-side trader; and 3) a change in the line of business or activities of an outside business interest of an associate.

Outside business interests/affiliations

Associates should avoid outside business interests or affiliations that may give rise to conflicts of interest or that may create divided loyalties, divert substantial amounts of their time, or compromise their independent judgment.

Associates must obtain approval from the Code of Ethics Team to serve on the board of directors or as an advisory board member of any public or private company. This rule does not apply to: (1) boards of Capital companies or funds; (2) board service that is a direct result of the associate’s responsibilities at Capital, such as for portfolio companies of private equity funds managed by Capital; or (3) boards of non-profit and charitable organizations. Associates must disclose to the Code of Ethics Team if they serve on the board of a non-profit or charitable organization that has issued or has future plans to issue publicly held securities, including debt obligations.

In addition, associates must disclose to the Code of Ethics Team if they or any of their family members, such as parents, children, siblings, in-laws or other family members with whom they have a close relationship:

−	serves as a board director or as an advisory board member of,
−	holds a senior officer position, such as CEO, CFO or Treasurer with, or
−	owns 5% or more, individually or together with other such family members, of any public company or any private company that may be reasonably expected to go public.

In addition to the disclosure obligations set forth above, associates should be mindful of and must disclose to the Code of Ethics Team any other outside business interest or activity that may present a conflict of interest or the appearance of a conflict of interest or that may compromise their independent judgment. For example, associates must disclose if they have a significant interest in a private company that does business with or competes with Capital, even if that company is not reasonably expected to go public.

Family members employed by a financial institution

Associates who are “Covered Associates” (as defined below) must disclose if any of their family members, such as parents, children, siblings, in-laws or other family members with whom they have a close relationship, is employed by a broker-dealer, investment adviser or other firm that provides investment research or trade execution services to Capital.

Requests for approval or questions may be directed to the Code of Ethics Team.

Other guidelines

Statements and disclosures about Capital, including those made to fund shareholders and clients and in regulatory filings, should be accurate and not misleading.

Reporting requirements

Annual certification of the Code of Ethics

All associates are required to certify at least annually that they have read and understand the Code of Ethics. Questions or issues relating to the Code of Ethics should be directed to the associate’s manager or the Code of Ethics Team.

Reporting violations

All associates are responsible for complying with the Code of Ethics. As part of that responsibility, associates are obligated to report violations of the Code of Ethics promptly, including: (1) fraud or illegal acts involving any aspect of Capital’s business; (2) noncompliance with applicable laws, rules and regulations; (3) intentional or material misstatements in regulatory filings, internal books and records, or client records and reports; or (4) activity that is harmful to fund shareholders or clients. Deviations from controls or procedures that safeguard Capital, including the assets of shareholders and clients, should also be reported. Reported violations of the Code of Ethics will be investigated and appropriate action will be taken, which may include reporting the matter to the firm’s regulator if determined to be appropriate by legal counsel. Once a violation has been reported, all associates are required to cooperate with Capital in the internal investigation of any matter by providing honest, truthful and complete information.

Associates may report confidentially to a manager/department head or to the Open Line Committee.

Associates may also contact the Chief Compliance Officers of CB&T, CIInc, CRC, CIAM, CRMC, or legal counsel employed with Capital.

Capital strictly prohibits retaliation against any associate who in good faith makes a complaint, raises a concern, provides information or otherwise assists in an investigation regarding any conduct that he or she reasonably believes to be in violation of the Code of Ethics. This policy is designed to ensure that associates comply with their obligations to report violations without fear of retaliation.

Policies

Capital’s policies regarding gifts and entertainment, political contributions, insider trading and personal investing are summarized below.

Gifts and Entertainment Policy

The Gifts and Entertainment Policy (Policy) is intended to ensure that gifts and entertainment involving associates do not raise questions of propriety regarding Capital’s business relationships or prospective business relationships, or Capital’s interactions with government officials. If a gift or entertainment is excessive, repetitive or extravagant, it can raise the appearance of favoritism or the potential for a conflict of interest. By understanding and following the Policy requirements, associates help Capital safeguard the company and ensure compliance with regulatory rules.

−	Associates may not accept from or give to any one individual or entity a gift or group of gifts exceeding in aggregate $100 in a 12-month calendar year period if such a person or entity conducts, or may conduct, business with Capital. Trading department associates are subject to different limits and reporting requirements and are generally not permitted to receive gifts. Trading associates may be asked to return gifts received.
−	Associates must receive approval from their manager and the Code of Ethics Team before accepting or extending entertainment with a market value greater than $500. This value is cumulative for associates and their invited guests. Trading department associates are prohibited from accepting entertainment, regardless of value, unless the associate or Capital pays.

Gifts or entertainment extended to a private-sector person by a Capital associate and approved by the associate’s manager for reimbursement by Capital do not need to be reported (or precleared). Trading department associates should report gifts and entertainment extended regardless of reimbursement. Dollar amounts refer to U.S. dollars.

Please note AFD/CGIIS associates are subject to separate policies regarding extending gifts and entertainment and are also required under the Policy to report all gifts and entertainment, regardless of value.

Capital Group is registered as a federal lobbyist and special rules apply to gifts and entertainment involving government officials and employees as a result. Associates must receive approval from Capital’s Code of Ethics Team prior to either: (1) hosting a federal government official or employee at a Capital facility if anything of value (e.g. food, tangible item) will be presented to that individual; or (2) providing anything of value to a federal government official or employee if Capital will pay or reimburse for the related cost.

Reporting

The limitations relating to gifts and entertainment apply to all associates as described above, and associates will be asked to complete quarterly disclosures. Associates must report any gift exceeding $50 and business entertainment in which an event exceeds $75 (although it is recommended that associates report all gifts and entertainment). Trading department associates should notify the Code of Ethics Team when gifts are received and report such gifts quarterly, whether the gift is received by an individual associate or by a department. In addition, trading associates should report gifts and entertainment extended regardless of reimbursement.

Charitable contributions

Associates must not allow Capital’s present or anticipated business to be a factor in soliciting political or charitable contributions from outside parties. In addition, it is generally not appropriate to solicit these outside parties or Capital associates for donations to a family-run non-profit organization, family foundation, donor-advised fund or other charitable organization in which an associate or their family members are significantly involved. Board membership alone would not be considered significant involvement.

Gifts and Entertainment Committee

The Gifts and Entertainment Committee oversees administration of the Policy. Questions regarding the Gifts and Entertainment Policy may be directed to the Code of Ethics Team.

Political Contributions Policy

Associates must be cautious when engaging in personal political activities, particularly when supporting officials, candidates, or organizations that may be in a position to influence decisions to award business to investment management firms. Associates should not make political contributions to officials or candidates (in any country) for the purpose of influencing the hiring of a Capital Group company as an advisor to a governmental entity. Associates are encouraged to contact the Code of Ethics Team with any questions about this policy.

Associates may not use Capital offices or equipment to engage in political fundraising or solicitation activity, for example, hosting a fundraising event at the office or using Capital phones or email systems to help solicit donations for an elected official, a candidate, Political Action Committee (PAC) or political party. Associates may volunteer their time on behalf of a candidate or political organization but should limit volunteer activities to non-work hours.

For contributions or activities supporting candidates or political organizations within the U.S., we have adopted the guidelines set forth below, which apply to associates classified as “Restricted Associates.”

Guidelines for political contributions and activities within the U.S.

U.S. Securities and Exchange Commission (SEC) regulations limit political contributions to certain Covered Government Officials by certain employees of investment advisory firms and certain affiliated companies. “Covered Government Official,” for purposes of the Political Contributions Policy, is defined as: (1) a state or local official; (2) a candidate for state or local office; or (3) a federal candidate currently holding state or local office.

Many U.S. cities and states have also adopted regulations restricting political contributions by associates of investment management firms seeking to provide services to a governmental entity. Some associates are also subject to these regulations.

Restricted Associates

Certain associates are deemed “Restricted Associates” under this Policy. Restricted Associates include (1) “covered associates” as defined in the SEC’s rule relating to political contributions by investment advisers (Rule 206(4)-5 under the Investment Advisors Act of 1940); and (2) other associates who do not meet that definition but whom Capital has determined should be subject to the restrictions on political contributions contained in the Policy based on their roles and responsibilities at Capital. Contributions by Restricted Associates and their spouse/spouse equivalent are subject to specific limitations, preclearance, and reporting requirements as described below.

Preclearance of political contributions

Contributions by Restricted Associates to any of the following must be precleared:

−	State or local officials, or candidates for state or local office
−	Federal candidate campaigns and affiliated committees, including federal incumbents and presidential candidates
−	Political organizations such as Political Action Committees (PACs), Super PACs and 527 organizations and ballot measure committees
−	Non-profit organizations that may engage in political activities, such as 501(c)(4) and 501(c)(6) organizations

Restricted Associates must also preclear U.S. political contributions by their spouse/spouse equivalent to any of the foregoing, as well as contributions to any state, local or federal political party or political party committee, if the aggregate contributions by the Restricted Associate and spouse/spouse equivalent to any one candidate or political entity equals or exceeds $100,000 in a calendar year.

Certain documentation is required for contributions to Covered Governmental Officials, PACs or Super PACs, and may be required for contributions to other entities that engage in political activity. See “Required documentation” below for further details. To preclear a contribution, please contact the Code of Ethics Team.

Contributions include:

−	Monetary contributions, gifts or loans

−	“In kind” contributions (for example, donations of goods or services or underwriting or hosting fundraisers)
−	Contributions to help pay a debt incurred in connection with an election (including transition or inaugural expenses, and purchasing tickets to inaugural events)
−	Contributions to joint fund-raising committees
−	Contributions made by a Political Action Committee (PAC) controlled by a Restricted Associate[1]

[1] “Control” for this purpose includes service as an officer or member of the board (or other governing body) of a PAC.

Required documentation

Restricted Associates must obtain additional documentation from an independent legal authority before they will be approved to contribute to Covered Government Officials. The purpose of the legal documentation is to verify that a specific state or local office does not have the ability to directly or indirectly influence the awarding of business to an investment manager. For contributions to PACs, Super PACs, or other entities that engage in political activities, Restricted Associates may be required to obtain a certification that the entity does not contribute to Covered Government Officials. The Code of Ethics Team will provide language for the documentation when you preclear the contribution.

If a candidate currently holds a state/local office and is running for a different state/local office, legal documentation must be obtained for both the current position and the office for which the candidate is running. Exceptions to the documentation requirements may be granted on a case-by-case basis.

Special political contribution requirements – CollegeAmerica and ABLEAmerica

Certain associates involved with “CollegeAmerica,” the American Funds 529 college savings plan and “ABLEAmerica,” the American Funds nationwide plan for individuals with disabilities, sponsored by the Commonwealth of Virginia, are subject to additional restrictions which prohibit them from contributing to Virginia political candidates or parties.

Administration of the Political Contributions Policy

The U.S. Public Policy Coordinating Group oversees the administration of this Policy, including considering and granting possible exceptions. Questions regarding the Political Contributions Policy may be directed to the Code of Ethics Team.

Insider Trading Policy

Antifraud provisions of U.S. securities laws as well as the laws of other countries generally prohibit persons in possession of material non-public information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. In addition, trading in fund shares while in possession of material, non-public information that may have an immediate impact on the value of the fund’s shares may constitute insider trading.

While investment research analysts are most likely to come in contact with material non-public information, the rules (and sanctions) in this area apply to all Capital associates and extend to activities both within and outside each associate's duties. Associates who believe they have material non-public information should contact any lawyer in the organization.

Personal Investing Policy

This policy applies only to “Covered Associates.” Special rules apply to certain associates in some non-U.S. offices.

The Personal Investing Policy (Policy) sets forth specific rules regarding personal investments that apply to "covered" associates. These associates may have access to confidential information that places them in a position of special trust. Under the Code of Ethics, associates are responsible for maintaining the highest ethical standards. Associates are reminded that the requirements of the Code of Ethics apply to personal investing activities, even if the matter is not covered by a specific provision of the Policy.

Personal investing should be viewed as a privilege, not a right. As such, the Personal Investing Committee may place limitations on the number of preclearance requests and/or transactions associates make.

Covered Associates

“Covered Associates” are associates with access to non-public information relating to current or imminent fund/client transactions, investment recommendations or fund portfolio holdings.
The Policy applies to the personal investments of Covered Associates, as well as those of any immediate family member residing in their household – for example, spouse or a person with whom they have a committed relationship, children, siblings and parents – including adoptive, step and in-law relationships.

Questions regarding coverage status should be directed to the Code of Ethics Team.

Additional rules apply to Investment Professionals

“Investment Professionals” include portfolio managers, research directors, investment counselors, investment analysts and research associates, investment group administrative assistants, trading associates, and global investment control associates, including assistants. See “Additional policies for Investment Professionals and CIKK associates” below for more details.

Prohibited transactions

The following transactions are prohibited:

−	Initial Public Offering (IPO) investments (this prohibition applies to all Capital associates)

Note: Exceptions are rarely granted; however, they will be considered on a case-by-case basis (for example, where a family member is employed by the IPO company and IPO shares are considered part of that family member’s compensation).

−	Initial Coin Offering (ICO) investments (this prohibition applies to all Capital associates)
−	Excessive trading of Capital-affiliated funds
−	Spread betting/contracts for difference (CFD) on securities
−	Transactions in derivatives on securities and financial contracts, such as options, futures and forwards contracts, with limited exceptions described below
−	Short selling of securities – including short selling “against the box,” with limited exceptions described below
−	Transactions in inverse or inverse/long ETFs, with limited exceptions described below
−	Interest rate swaps (IRS), with limited exceptions described below

Exceptions:

−	Derivatives, financial contracts, short selling and investments in inverse or inverse/long ETF transactions are permitted only if they are based on non-reportable instruments (such as currencies and commodities) or if they are based on the S&P 500, Russell 2000 or MSCI EAFE indices
−	Interest rate swaps are permitted if based on currencies and government bonds of the G7

Reporting requirements

Covered Associates are required to report any securities accounts, holdings and transactions: (1) in which the Covered Associate or any immediate family member residing in their household has a pecuniary interest (in other words, the ability to obtain an economic benefit or otherwise profit from a security) or (2) over which the Covered Associate or any immediate family member residing in their household exercises investment discretion or has direct or indirect influence or control. Quarterly and annual certifications of accounts, holdings and transactions must also be submitted. An electronic reporting platform is available for these disclosures.

Examples of accounts that must be disclosed include: (1) trusts if the Covered Associate or family member are the grantor or serve as trustee or custodian or have the ability to appoint or remove the trustee, (2) trusts that you or a family member have the power to revoke, (3) trusts for which you or a family member are a beneficiary and exercise investment discretion or have direct or indirect influence or control, and (4) accounts of another person or entity if the Covered Associate or family member makes or influences investment decisions, such as by suggesting purchases and sales of securities in the account. The obligation to disclose accounts includes professionally managed accounts. Please see “Professionally managed accounts” in the Personal Investing Policy for more information.

Covered Associates should immediately notify the Code of Ethics Team when opening new securities accounts; associates may also disclose accounts by logging into Protegent PTA and entering the account information directly.

All Covered Associates and immediate family members residing in their household must use an approved electronic reporting firm for all U.S.-based brokerage accounts. There are some exceptions to this requirement which include professionally managed accounts, employer-sponsored retirement accounts, and employee stock purchase plans. Contact the Code of Ethics Team with questions.

Duplicate statements and trade confirmations (or approved equivalent documentation) are required for accounts holding securities subject to preclearance and/or reporting and due no later than 30 days after the documents’ issuance date. This requirement includes employer-sponsored retirement accounts and employee stock purchase plans (ESPP, ESOP, 401(k)). Documentation allowing the acquisition of shares via an employer-sponsored plan may be required.

Preclearance procedures

Certain transactions may be exempt from preclearance; please refer to the Personal Investing Policy for more details.

Before any purchase or sale of securities subject to preclearance, including securities that are not publicly traded, Covered Associates must receive approval from the Code of Ethics Team. This requirement applies to any purchase or sale of securities in which the Covered Associate or any immediate family member residing in the same household (1) has, or by reason of such transaction may acquire, pecuniary interest (in other words, the ability to obtain an economic benefit or otherwise profit from a security), or (2) exercises investment discretion or direct or indirect influence or control. Transactions in an approved professionally managed account are not subject to preclearance, except for private investments or other limited offerings which require preclearance and reporting. Please refer to the Personal Investing Policy for more details on preclearable securities.

Submitting preclearance requests

Submit preclearance requests directly in Protegent. Click on the PreClear button on the Dashboard and enter the request details.

Requests are reviewed during New York Stock Exchange (NYSE) hours. A response will generally be sent within one business day.

Unless a different period is specified, clearance is good until the close of the NYSE on the day of the request.

If the precleared trade has not been executed within the cleared timeframe, preclearance must be requested again. For this reason, limit orders and margin accounts are strongly discouraged.

Private investments or other limited offerings

Participation in private investments or other limited offerings are subject to special review. The following types of private investments must be precleared:

−	Hedge funds
−	Private companies
−	Limited Liability Companies (LLCs)
−	Limited Partnerships (LPs)
−	Private equity funds
−	Private funds
−	Private placements
−	Private real estate investment companies
−	Venture capital funds

In addition, opportunities to acquire a stock that is "limited" (that is, a broker-dealer is only given a certain number of shares to sell and is offering the opportunity to buy) may be subject to the Gifts and Entertainment Policy.

Preclearance procedures for private investments

Complete the Private Investment Preclear Form and return it to the Code of Ethics Team for review. Pre-approval is also required for additional investments in the same vehicle and a new form must be completed.

Additional policies for Investment Professionals and CIKK associates

Report cross-holdings for certain Investment Professionals

Portfolio managers, research directors and investment analysts are required to report issuers owned personally by you or an immediate family member residing in your household that you also own professionally, on a quarterly basis. If you are a research director or an investment analyst, you are also required to report issuers owned personally by you or an immediate family member residing in your household that are within your research responsibilities. This reporting must be made to the Code of Ethics Team and may be reviewed by various Capital committees.

When recommending a security for purchase or sale in a fund or client account that you or a family member residing in your household own personally, you should first disclose such personal ownership either in writing (in a company write-up) or verbally (when discussing the company at investment meetings) prior to making a recommendation. This disclosure requirement is consistent with both the CFA Institute standards as well as the ICI Advisory Group Guidelines.

Ban on short-term trading

Investment Professionals and CIKK associates are prohibited from engaging in short-term trading of reportable securities and economically equivalent instruments.

Associates and their family members may not buy and then sell or sell and then buy the same security and/or economically equivalent instruments:

−	Within 60 -calendar days for Investment Professionals
−	Within 6 months for CIKK associates

Economically equivalent instruments include derivatives or other securities or instruments with a value derived from the value of the subject security. Additionally, they may not enter into an option or other derivative instrument that expires within 60 days from purchase.

Investment Professionals and CIKK associates should contact the Code of Ethics Team before transacting if they have any questions about the application of this rule to transactions in derivatives.

Failure to comply with this requirement may result in remedial action, including disgorgement of the profits.

Blackout periods

Investment Professionals may not buy or sell a security during the seven calendar days after Capital has transacted in that security’s issuer for a fund or client account. If you are affiliated with an investment group, the blackout period applies to trades in the same investment group with which you are affiliated.

If Capital transacts in securities of the same issuer within seven calendar days after you transact, your personal transaction may be reviewed to determine the appropriate action, if any. For example, if you received a better price than the fund or client accounts, you may be subject to a price adjustment, and may be asked to donate to a charitable organization. This blackout period helps mitigate the appearance of front running.

Penalties for violating the Personal Investing Policy

Covered Associates may be subject to penalties for violating the Personal Investing Policy, such as restrictions on personal trading, disgorgement of profits, and other disciplinary action, up to and including termination. In addition, information about particular transactions may be provided to an associate’s manager, appropriate Human Resources manager and/or a Chief Compliance Officer (CCO) by the Code of Ethics Team if the transactions are in violation of this Policy. These violations may raise conflict of interest-related issues or impact the associate’s performance review.

Violations to the Policy include failing to preclear or report securities transactions, failing to report securities accounts or submit statements, and failing to submit timely initial, quarterly and annual certifications.

Personal Investing Committee

The Personal Investing Committee oversees the administration of the Policy. Among other duties, the Committee considers certain types of preclearance requests as well as requests for exceptions to the Policy.

Questions regarding the Personal Investing Policy may be directed to the Code of Ethics Team.

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[Logo – American Funds®]

The following is representative of the Code of Ethics in effect for each Fund:

CODE OF ETHICS

With respect to non-affiliated Board members and all other access persons to the extent that they are not covered by The Capital Group Companies, Inc. policies:

·	No Board member shall so use his or her position or knowledge gained therefrom as to create a conflict between his or her personal interest and that of the Fund.

·	No Board member shall engage in excessive trading of shares of the fund or any other affiliated fund to take advantage of short-term market movements.

·	Each non-affiliated Board member shall report to the Secretary of the Fund not later than thirty (30) days after the end of each calendar quarter any transaction in securities which such Board member has effected during the quarter which the Board member then knows to have been effected within fifteen (15) days before or after a date on which the Fund purchased or sold, or considered the purchase or sale of, the same security.

·	For purposes of this Code of Ethics, transactions involving United States Government securities as defined in the Investment Company Act of 1940, bankers’ acceptances, bank certificates of deposit, commercial paper, or shares of registered open-end investment companies are exempt from reporting as are non-volitional transactions such as dividend reinvestment programs and transactions over which the Board member exercises no control.

* * * *

In addition, the Fund has adopted the following standards in accordance with the requirements of Form N-CSR adopted by the Securities and Exchange Commission pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 for the purpose of deterring wrongdoing and promoting: 1) honest and ethical conduct, including handling of actual or apparent conflicts of interest between personal and professional relationships; 2) full, fair, accurate, timely and understandable disclosure in reports and documents that a fund files with or submits to the Commission and in other public communications made by the fund; 3) compliance with applicable governmental laws, rules and regulations; 4) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and 5) accountability for adherence to the Code of Ethics. These provisions shall apply to the principal executive officer or chief executive officer and treasurer (“Covered Officers”) of the Fund.

1.	It is the responsibility of Covered Officers to foster, by their words and actions, a corporate culture that encourages honest and ethical conduct, including the ethical resolution of, and appropriate disclosure of conflicts of interest. Covered Officers should work to assure a working environment that is characterized by respect for law and compliance with applicable rules and regulations.

2.	Each Covered Officer must act in an honest and ethical manner while conducting the affairs of the Fund, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. Duties of Covered Officers include:

·	Acting with integrity;
·	Adhering to a high standard of business ethics; and
·	Not using personal influence or personal relationships to improperly influence investment decisions or financial reporting whereby the Covered Officer would benefit personally to the detriment of the Fund.

3.	Each Covered Officer should act to promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with or submits to, the Securities and Exchange Commission and in other public communications made by the Fund.

·	Covered Officers should familiarize themselves with disclosure requirements applicable to the Fund and disclosure controls and procedures in place to meet these requirements; and
·	Covered Officers must not knowingly misrepresent, or cause others to misrepresent facts about the Fund to others, including the Fund’s auditors, independent directors, governmental regulators and self-regulatory organizations.

4.	Any existing or potential violations of this Code of Ethics should be reported to The Capital Group Companies’ Personal Investing Committee. The Personal Investing Committee is authorized to investigate any such violations and report their findings to the Chairman of the Audit Committee of the Fund. The Chairman of the Audit Committee may report violations of the Code of Ethics to the Board or other appropriate entity including the Audit Committee, if he or she believes such a reporting is appropriate. The Personal Investing Committee may also determine the appropriate sanction for any violations of this Code of Ethics, including removal from office, provided that removal from office shall only be carried out with the approval of the Board.

5.	Application of this Code of Ethics is the responsibility of the Personal Investing Committee, which shall report periodically to the Chairman of the Audit Committee of the Fund.

6.	Material amendments to these provisions must be ratified by a majority vote of the Board. As required by applicable rules, substantive amendments to the Code of Ethics must be filed or appropriately disclosed.